STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

DEPOSITOR

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION,

MASTER SERVICER AND SECURITIES ADMINISTRATOR

and

EMC MORTGAGE CORPORATION

SPONSOR AND COMPANY

________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2006

________________________________________

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates

Series 2006-2

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE IV

ACCOUNTS

ARTICLE V

CERTIFICATES

ARTICLE VI

PAYMENTS TO CERTIFICATEHOLDERS

ARTICLE VII

THE MASTER SERVICER

Section 7.01.	Liabilities of the Master Servicer	124
Section 7.02.	Merger or Consolidation of the Master Servicer	124
Section 7.03.	Indemnification of the Trustee, the Master Servicer and the Securities Administrator	124
Section 7.04.	Limitations on Liability of the Master Servicer and Others	124
Section 7.05.	Master Servicer Not to Resign	126
Section 7.06.	Successor Master Servicer	126
Section 7.07.	Sale and Assignment of Master Servicing	126

ARTICLE VIII

DEFAULT

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

ARTICLE X

TERMINATION

Section 10.01.	Termination Upon Repurchase by EMC or its Designee or Liquidation of the Mortgage Loans	143
Section 10.02.	Additional Termination Requirements	145

ARTICLE XI

MISCELLANEOUS PROVISIONS

APPENDIX

Appendix 1	-	Calculation of Class Y Principal Reduction Amount

EXHIBITS

Exhibit A-1	-	Form of Class I-A Certificates
Exhibit A-2	-	Form of Class I-M Certificates
Exhibit A-3	-	Form of Class I-B-1 Certificates and Class I-B-2 Certificates
Exhibit A-4	-	Form of Class I-B-3 Certificates
Exhibit A-5-1	-	Form of Class R Certificates
Exhibit A-5-2	-	Form of Class R-X Certificates
Exhibit A-6	-	Form of Class B-IO Certificates
Exhibit A-7	-	Form of Class I-XP Certificates
Exhibit A-8	-	Form of Class II-A Certificates
Exhibit A-9	-	Form of Class II-X Certificates
Exhibit A-10	-	Form of Class II-B-1, Class II-B-2 and Class II-B-3 Certificates
Exhibit A-11	-	Form of Class II-X-B Certificates
Exhibit A-12	-	Form of Class II-B-4, Class II-B-5 and Class II-B-6 Certificates
Exhibit A-13	-	Form of Class II-XP Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]

Exhibit D	-	Request for Release of Documents
Exhibit E	-	Form of Affidavit pursuant to Section 960E(e)(4)
Exhibit F-1	-	Form of Investment Letter
Exhibit F-2	-	Form of Rule 144A and Related Matters Certificate
Exhibit F-3	-	Form of Transferor Representation Letter
Exhibit G	-	Form of Custodial Agreement
Exhibit H-1	-	Countrywide Servicing Agreement
Exhibit H-2	-	EMC Servicing Agreement
Exhibit H-3	-	EverHome Servicing Agreement
Exhibit H-4	-	Harbourside Servicing Agreement
Exhibit H-5	-	HomeBanc Servicing Agreement
Exhibit H-6	-	HSBC Servicing Agreement
Exhibit H-7	-	PHH Servicing Agreement
Exhibit H-8	-	Wachovia Servicing Agreement
Exhibit H-9	-	Waterfield Servicing Agreement
Exhibit H-10	-	Wells Fargo Servicing Agreement
Exhibit I	-	Assignment Agreements
Exhibit J	-	Form of Mortgage Loan Purchase Agreement
Exhibit K	-	[Reserved]
Exhibit L	-	[Reserved]
Exhibit M	-	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit N	-	Form of Back-Up Certification
Exhibit O	-	Form of Trustee Limited Power of Attorney
Exhibit P	-	Form of Cap Contracts
Exhibit Q	-	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit R	-	Additional Disclosure Information

POOLING AND SERVICING AGREEMENT

Pooling and Servicing Agreement dated as of March 1, 2006, among Structured Asset Mortgage Investments II Inc., a Delaware limited liability company, as depositor (the “Depositor”), JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, not in its individual capacity but solely as trustee (the “Trustee”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and EMC Mortgage Corporation, as sponsor (in such capacity, the “Sponsor”) and as company (in such capacity, the “Company”).

PRELIMINARY STATEMENT

On or prior to the Closing Date or a Subsequent Transfer Date, in the case of Subsequent Transfer Loans, the Depositor acquired the Mortgage Loans from the Sponsor. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC IV to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IV Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC V to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC V Regular Interest will be designated the “regular interest” in such REMIC.

The Class R Certificates will evidence ownership of the “residual interest” in each of REMIC I, REMIC II, REMIC III and REMIC IV. The Class R-X Certificates will evidence ownership of the “residual interest” in REMIC V.

The Group I-1 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $671,932,306. The Sub-Loan Group II-1 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $98,646,361. The Sub-Loan Group II-2 Mortgage Loans will have an Outstanding Principal Balance as of the Cut-

1

off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $504,515,693. The Sub-Loan Group II-3 Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $258,405,410. The Sub-Loan Group II-4 Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $116,754,970.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Company and the Trustee agree as follows:

ARTICLE I

Definitions

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer).

Account: The Distribution Account, the Protected Account, the Cap Reserve Account, the Cap Reserve Account or the Class XP Reserve Account, as the context may require.

Accrued Certificate Interest: For any Group II Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Group II Certificate immediately prior to such Distribution Date, on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Group II Senior Certificate, such Group II Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans, in each case allocated thereto in accordance with Section 6.02.2(g), (ii) in the case of a Group II Subordinate Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans, in each case allocated thereto in accordance with Section 6.02.2(g) and (iii) in the case of the II-X-B1 Certificates and the Class II-X-B2 Certificates, the amount of any Carry Forward Shortfall Amount for the Class II-B-1 Certificates and the Class II-B-2 Certificates, respectively, in each case allocated thereto in accordance with Section 6.02.2(g).

Additional Disclosure: As defined in Section 3.18(a)(v).

Additional Form 10-D Disclosure: As defined in Section 3.18(a)(i).

Additional Form 10-K Disclosure: As defined in Section 3.18(a)(iv).

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Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Aggregate Subordinate Optimal Principal Amount: With respect to any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II for such Distribution Date.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Allocable Share: With respect to any Class of Group II Subordinate Certificates (other than the Class II-X-B1 and Class II-X-B2 Certificates) on any Distribution Date, an amount equal to the product of (i) the Aggregate Subordinate Optimal Principal Amount and (ii) the fraction, the numerator of which is the Certificate Principal Balance of such Class and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group II Subordinate Certificates; provided, however, that no Class of Group II Subordinate Certificates (other than the outstanding Class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount unless the related Class Prepayment Distribution Trigger for such Distribution Date has been satisfied (any amount distributable pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount shall be distributed among the Classes entitled thereto, pro rata based on their respective Certificate Principal Balances); provided, further, that if on a Distribution Date, the Certificate Principal Balance of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger has been satisfied is reduced to zero, such Class’s remaining Allocable Share shall be distributed to the remaining Classes of Group II Subordinate Certificates sequentially beginning with the Class with the lowest numerical designation in reduction of their respective Certificate Principal Balances.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody’s (or with respect to investments in money market funds, a credit rating of “AAAm” or “AAAm-G” in the case of S&P and the highest rating given by Moody’s for money market funds in the case of Moody’s). For any short-term deposit or security, or a rating of A-l+ in the case of S&P or Prime-1 in the case of Moody’s.

Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

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Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Group I Offered Certificates, the sum of the Realized Losses with respect to the Group I Mortgage Loans, which are to be applied in reduction of the Certificate Principal Balance of such Class of Group I Offered Certificates pursuant to this Agreement in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Group I Mortgage Loans for such Distribution Date. The Applied Realized Loss Amount shall be allocated first to the Class I-B-3 Certificates, the Class I-B-2 Certificates, the Class I-B-1 Certificates, the Class I-M-2 Certificates and the Class I-M-1 Certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero), and thereafter the Applied Realized Loss Amount with respect to the Group I Mortgage Loans shall be allocated first to the Class I-1A-2 Certificates and then to the Class I-1A-1 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero.

Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

Assessment of Compliance: As defined in Section 3.17.

Assignment Agreements: The agreements attached hereto as Exhibit I, whereby the Servicing Agreements and related Recognition Agreements (as defined therein), if applicable, were assigned to the Trustee for the benefit of the Certificateholders.

Assumed Final Distribution Date: With respect to the Group I Certificates, the Distribution Date occurring in April, 2036, and with respect to the Group II Certificates, the Distribution Date occurring in March, 2036, or, in each case, if such day is not a Business Day, the next succeeding Business Day.

Attestation Report: As defined in Section 3.17.

Attesting Party: As defined in Section 3.17.

Available Funds: With respect to any Distribution Date and each Sub-Loan Group in Loan Group II, an amount equal to the aggregate of the following amounts with respect to the Group II Mortgage Loans in the related Sub-Loan Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date or Subsequent Cut-off Date, as the case may be, and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicer or the Master Servicer with respect to such Distribution Date, (c) any reimbursed amount in connection with losses on investments of deposits in certain eligible investments in respect of the Group II Mortgage Loans in the related Sub-Loan Group, and (d) any amount allocated from the Available Funds of another Sub-Loan Group in accordance with Section 6.02(a)(G), except:

(i)	all payments that were due on or before the Cut-off Date;

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(ii)	all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

(iii)	all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)	amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)	amounts representing Monthly Advances determined to be Nonrecoverable Advances;

(vi)	any investment earnings on amounts on deposit in the Distribution Account and amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement;

(vii)

amounts needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)	amounts applied to pay any fees with respect to any lender-paid primary mortgage insurance policy; and

(ix)	any expenses or other amounts reimbursable to the Trustee, the Securities Administrator, the Master Servicer and the Custodian pursuant to Section 7.04(c) or Section 9.05.

Average Loss Severity Percentage: With respect to any Distribution Date and each Sub-Loan Group in Group II, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Group II Mortgage Loan in such Sub-Loan Group that had a Realized Loss and the denominator of which is the number of Group II Mortgage Loans in the related Sub-Loan Group that had Realized Losses.

Back-Up Certification: As defined in Section 3.18(a)(iv).

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

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Basis Risk Shortfall: With respect to any Distribution Date and each Class of Group I Offered Certificates for which the Pass-Through Rate is based upon the Net Rate Cap, the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Though Rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50% over (b) the amount of Current Interest on such Class of Offered Certificates calculated using a Pass-Though Rate equal to the Net Rate Cap for such Distribution Date.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and each Class of Group I Offered Certificates, the sum of the Basis Risk Shortfall for such Distribution Date and the Basis Risk Shortfall for all previous Distribution Dates not previously paid from any source including Excess Cashflow and payments under the Cap Contracts, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, for such Distribution Date.

Book-Entry Certificates: Initially, the Senior Certificates and Offered Subordinate Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, Custodian, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

Cap Contract: With respect to any of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 or Class I-B-3 Certificates, the respective cap contracts, dated as of March 31, 2006, between the Trustee, on behalf of the Trust for the benefit of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 or Class I-B-3 Certificateholders, as the case may be, and the Counterparty, together with any scheduling, confirmations or other agreements related thereto, attached hereto as Exhibit N, and the interest three rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class II-B-1 Certificates and Class II-B-2 Certificates, respectively, with the Counterparty for the benefit of the holders of the Class II-B-1 Certificates and the Class II-B-2 Certificates.

Cap Contract Payment Amount: With respect to any Distribution Date and a Cap Contract, the amounts received from such Cap Contract, if any, on such Distribution Date.

Cap Reserve Account: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.08 hereof, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2 – Cap Reserve Account.” For purposes of the REMIC Provisions, the Cap Reserve Account will be an outside reserve fund. For federal income tax purposes, the Class B-IO Certificateholder shall be treated as the owner of the Cap Reserve Account and shall include any investment earnings on the Cap Reserve Account in income for such purposes. Any amounts distributed to the Cap Reserve Account from any REMIC created hereunder shall be treated as having been distributed to the Class B-IO Certificateholder from such REMIC.

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Carry-Forward Amount: If on the distribution date the Pass-Through Rate for a class of the Class II-B-1 Certificates or the Class II-B-2 Certificates is based upon the related Net Rate Cap, the excess, if any, of:

1.

The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, over

2.	The amount of Current Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

Carry Forward Shortfall Amount: As of any Distribution Date for the Class II-B-1 Certificates or the Class II-B-2 Certificates, the sum of the Carry Forward Amount for such distribution date and the Carry Forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, for such distribution date.

Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Securities Administrator in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5-1, A-5-2, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13 with the blanks therein appropriately completed.

Certificate Group: With respect to the Group I Certificates, the Class I-1A-1 Certificates and the Class I-1A-2 Certificates. With respect to the Group II Certificates and (i) Sub-Loan Group II-1, the Class II-1A-1 Certificates and the Class II-1A-2 Certificates, (ii) Sub-Loan Group II-2, the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, (iii) Sub-Loan Group II-3, the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, and (iv) Sub-Loan Group II-4, the Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates.

Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

Certificate Principal Balance: With respect to any Certificate (other than the Class II-X, Class XP, Class B-IO, Class R or Class R-X Certificates) as of any Distribution Date, the initial principal amount of such Certificate plus, in the case of a Subordinate Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificates pursuant to Section 6.02.1(b) or Section 6.02.2(h) hereof, and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) solely in the case of the Group II Certificates, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) allocated prior to such Distribution Date to such Certificate, taking account of the applicable Loss Allocation Limitation, (iii) solely in the case of the Group I Certificates, any Applied Realized Loss Amounts allocated to such Class on previous Distribution Dates, and (iv) in the case of a Group II Subordinate Certificate, such Certificate’s pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Certificate

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Principal Balance thereof will equal the sum of the Certificate Principal Balances of all Certificates in such Class. The initial Certificate Principal Balance (if any) for each Class of Certificates is set forth in Section 5.01(c)(iv).

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder: A Holder of a Certificate.

Certification Parties: As defined in Section 3.18(a)(iv).

Certifying Person: As defined in Section 3.18(a)(iv).

Class: With respect to the Certificates, any of Class I-1A-1, Class I-1A-2, Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-4A-1, Class II-4A-2, Class II-4X-1, Class I-M-1, Class I-M-2, Class R, Class R-X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class II-X-B1, Class II-X-B2, Class B-IO, Class I-XP and Class II-XP Certificates.

Class A Certificates: The Class I-A Certificates and the Class II-A Certificates.

Class B Certificates: The Class I-B Certificates and the Class II-B Certificates.

Class B-IO Advances: As defined in Section 6.01(b).

Class B-IO Distribution Amount: With respect to any Distribution Date, the Current Interest for the Class B-IO Certificates for such Distribution Date (which shall be deemed distributable with respect to the REMIC IV Regular Interest B-IO-I); provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Certificates has been reduced to zero, the Class B-IO Distribution Amount shall include the Overcollateralization Amount (which shall be deemed distributable, first, with respect to the REMIC IV Regular Interest B-IO-I in respect of accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and, thereafter, with respect to the REMIC IV Regular Interest B-IO-P in respect of the principal balance thereof).

Class B-IO Pass-Through Rate: With respect to the Class B-IO Certificates and any Distribution Date or the REMIC IV Regular Interest B-IO-I, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (3) below, and the denominator of which is the aggregate principal balance of the REMIC II Regular Interests. For purposes of calculating the Pass-Through Rate for the Class B-IO-I Certificates, the numerator is equal to the sum of the following components:

1.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT1;

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2.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2; and

3.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT4 minus twice the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT4.

Class I-A Certificates: The Class I-1A-1 Certificates and Class I-1A-2 Certificates.

Class I-A Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the product of (1) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (2) the sum of (x) 18.40% and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B Certificates: The Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates.

Class I-B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date) and (4) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of 2.50% and the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such Distribution Date), and (5) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such

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Distribution Date and (y) the sum of 1.50% and the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such Distribution Date), and (6) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-M Certificates: The Class I-M-1 Certificates and the Class I-M-2 Certificates.

Class I-M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date) and (2) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of (I)  10.80% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date) and (3) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of (I) 5.90% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

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Class II-A Certificates: The Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates.

Class II-B Certificates: The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class II-X-B1 and Class II-X-B2 Certificates.

Class II-X Certificates: The Class II-2X-1, Class II-3X-1, Class II-4X-1, Class II-X-B1 and Class II-X-B2 Certificates.

Class Prepayment Distribution Trigger: For a Class of Group II Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balance of all of the Group II Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class R Certificate: Any of the Class R Certificates substantially in the form annexed hereto as Exhibit A-5-1 and evidencing ownership of interests designated as “residual interests” in REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions. Component I of the Class R Certificates is designated as the sole class of “residual interest” in REMIC I, Component II of the Class R Certificates is designated as the sole class of “residual interest” in REMIC II, Component III of the Class R Certificates is designated as the sole class of “residual interest” in REMIC III and Component IV of the Class R Certificates is designated as the sole class of “residual interest” in REMIC IV.

Class R-X Certificates: Any of the Class R-X Certificates substantially in the form annexed hereto as Exhibit A-5-2 and evidencing ownership of the “residual interest” in REMIC V for purposes of the REMIC Provisions.

Class XP Certificates: The Class I-XP Certificates and the Class II-XP Certificates.

Class XP Reserve Account: The account established and maintained by the Master Servicer pursuant to Section 4.07 hereof.

Class Y Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of the Class Y Regular Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix I

Class Y Regular Interests: The Class Y-1, Class Y-2, Class Y-3 and Class Y-4 Regular Interests.

Class Y-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

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Class Y-1 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-1 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-2 Regular Interest on such Distribution Date.

Class Y-2 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-2 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-3 Regular Interest on such Distribution Date.

Class Y-3 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-3 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-4 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-4 Regular Interest on such Distribution Date.

Class Y-4 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-4 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-4 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of the Class Z Regular Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, which shall be in each case the excess of (A) the sum of (x) the excess of the REMIC I Available Distribution Amount for the related Group (i.e. the “related Group” for the Class Z-1 Regular Interest is the Sub-Loan Group II-1 Loans, the “related Group” for the Class Z-2 Regular Interest is the Sub-Loan Group II-2 Loans, the “related Group” for the Class Z-3 Regular Interest is the Sub-Loan Group II-3 Loans and the “related Group” for the Class Z-4 Regular Interest is the Sub-Loan Group II-4 Loans) over the sum of the amounts thereof distributable (i) in respect of interest on such Class Z Regular Interest and the related Class Y Regular Interest, (ii) to such Class Z Regular Interest and the related Class Y Regular Interest pursuant to clause (c)(ii) of the definition of “REMIC I Distribution Amount” and (iii) in the case of the Group I Loans, to the

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Class R Certificates and (y) the amount of Realized Losses allocable to principal for the related Group over (B) the Class Y Principal Reduction Amount for the related Group.

Class Z Regular Interests: The Class Z-1, Class Z-2, Class Z-3 and Class Z-4 Regular Interests.

Class Z-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-1 Regular Interest on such Distribution Date.

Class Z-1 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-1 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-2 Regular Interest on such Distribution Date.

Class Z-2 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-2 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-3 Regular Interest on such Distribution Date.

Class Z-3 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-3 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-4 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-4 Regular Interest on such Distribution Date.

Class Z-4 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-4 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-4 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Closing Date: March 31, 2006.

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Code: The Internal Revenue Code of 1986, as amended.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest Payment: As defined in Section 6.06.

Corporate Trust Office: The designated office of the Trustee or Securities Administrator, as applicable, where at any particular time its respective corporate trust business with respect to this Agreement shall be administered. The Corporate Trust Office of the Trustee at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services—Structured Finance Services, Bear Stearns ALT-A Trust 2006-2. The Corporate Trust Office of the Securities Administrator at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, BSALTA 2006-2. For the purpose of registration and transfer and exchange only, the Corporate Trust Office of the Securities Administrator shall be located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-2.

Counterparty: Wachovia Bank, National Association, and any successor thereto, or any successor counterparty under the Cap Contracts.

Countrywide: Countrywide Home Loans Servicing LP, and its successor in interest.

Countrywide Servicing Agreement: The Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended by Amendment No. 1, dated as of September 1, 2002, Amendment No. 2, dated as of September 1, 2004, and Amendment No. 3, dated as of January 31, 2006, between Countrywide and EMC, attached hereto as Exhibit H-1.

Cross-Over Date: The first Distribution Date on which the aggregate Certificate Principal Balance of the Group II Subordinate Certificates has been reduced to zero.

Current Interest: As of any Distribution Date, with respect to each Class of Group I Offered Certificates, (i) the interest accrued on the Certificate Principal Balance or Notional Amount, as applicable, during the related Interest Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest Payments and (b) any shortfalls resulting from the application of the Relief Act during the related Due Period; provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clauses (ii)(a) and (ii)(b) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Class R Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each other Class of Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Specified Enhancement Percentage: For any Distribution Date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I

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Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the end of the related Due Period.

Current Specified Overcollateralization Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

Custodial Agreement: An agreement, dated as of March 31, 2006, among the Depositor, EMC, as Sponsor and Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

Cut-off Date: March 1, 2006.

Cut-off Date Balance: $1,650,254,740.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Delinquent: A Mortgage Loan is “Delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the last day of the month immediately succeeding the month in which such payment was due. For example, a Mortgage Loan with a payment due on December 1 that remained unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Depositor: Structured Asset Mortgage Investments II Inc., a Delaware limited liability company, or its successors in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Agreement: The meaning specified in Section 5.01(a) hereof.

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Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the Servicing Agreement.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any 2006-2 REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.04, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

Distribution Report: The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

DTC Custodian: Wells Fargo Bank, National Association, or its successors in interest as custodian for the Depository.

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Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the calendar month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by Standard & Poor’s and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

EMC: EMC Mortgage Corporation, and any successor thereto.

EMC Servicing Agreement: The Servicing Agreement, dated as of March 1, 2006, between Structured Asset Mortgage Investments II Inc. and EMC as attached hereto as Exhibit H-2.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: As defined in Section 8.01.

EverHome: EverHome Mortgage Company, and any successor thereto.

EverHome Servicing Agreement: The Subservicing Agreement, dated as of August 1, 2002, as amended by Amendment No. 1, dated as of January 31, 2006, between EverHome and EMC, as attached hereto as Exhibit H-3.

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Excess Cashflow: With respect to any Distribution Date, the sum of (i) Remaining Excess Spread for such Distribution Date and (ii) Overcollateralization Release Amount for such Distribution Date; provided, however, that the Excess Cashflow shall include Principal Funds on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates has been reduced to zero (other than Principal Funds otherwise distributed to the Holders of Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates on such Distribution Date).

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Group I Offered Certificates and Interest Carry Forward Amounts on the Class I-A Certificates, in each case on such Distribution Date.

Exchange Act: Securities Exchange Act of 1934, as amended.

Exchange Act Reports: Any reports required to be filed pursuant to Sections 3.17, 3.18 and 3.23 of this Agreement.

Extra Principal Distribution Amount: With respect to any Distribution Date, an amount derived from Excess Spread equal to the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Federal National Mortgage Association and any successor thereto.

FDIC: Federal Deposit Insurance Corporation and any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

Fiscal Quarter: December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

Form 8-K Disclosure Information: As defined in Section 3.18(a)(iii).

Fractional Undivided Interest: With respect to any Class of Certificates (other than the Class XP Certificates), the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the Certificate Principal Balance of such Class. With respect to the Class XP Certificates, the percentage interest stated thereon. With respect to the Certificates in

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the aggregate, the fractional undivided interest evidenced by (i) the Residual Certificates will be deemed to equal 1.00% (in the aggregate), (ii) the Class B-IO Certificates will be deemed to equal 1.00% and (iii) a Certificate of any other Class will be deemed to equal 98.00% multiplied by a fraction, the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates other than the Class B-IO Certificates.

Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, and any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Group I Certificates: The Group I Senior Certificates, the Group I Subordinate Certificates and the Group I Non-Offered Subordinate Certificates.

Group I Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group I Non-Offered Subordinate Certificates: The Class I-B-3, Class I-XP and Class B-IO Certificates.

Group I Offered Certificates: The Group I Senior Certificates and the Group I Offered Subordinate Certificates.

Group I Offered Subordinate Certificates: The Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates.

Group I Senior Certificates: The Class I-A Certificates.

Group I Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Group I Certificates to the related Cap Contract.

Group I Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Group I Certificates, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

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Group I Subordinate Certificates: The Group I Offered Subordinate Certificates and the Group I Non-Offered Subordinate Certificates.

Group II Certificates: The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II Non-Offered Subordinate Certificates: The Class II-XP, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Offered Certificates: The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates: The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2 and Class II-B-3 Certificates.

Group II Senior Certificates: The Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates.

Group II Significance Estimate: With respect to any Distribution Date and each related Cap Contract, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the maximum probable exposure of each of the outstanding Class II-B-1 Certificates and Class II-B-2 Certificates to the related Cap Contracts.

Group II Significance Percentage: With respect to any Distribution Date and each related Cap Contract, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the related Significance Estimate divided by the outstanding Certificate Principal Balance of the Class II-B-1 Certificates and the Class II-B-2 Certificates, as applicable, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

Group II Subordinate Certificates: The Group II Offered Subordinate Certificates and the Group II Non-Offered Subordinate Certificates.

Harbourside: Savannah Bank, NA dba Harbourside Mortgage Corporation, and its successor in interest.

Harbourside Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of April 1, 2005, as amended by Amendment No. 1, dated as of January 31, 2006, between Harbourside and EMC, attached hereto as Exhibit H-4.

Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Sections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any Affiliate thereof shall be

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deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

HomeBanc: HomeBanc Mortgage Corporation, and its successor in interest.

HomeBanc Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004, as amended by Amended and Restated Amendment Number 1, dated as of January 27, 2006, between HomeBanc and EMC, attached hereto as Exhibit H-5.

HSBC: HSBC Mortgage Corporation (USA), and its successor in interest.

HSBC Servicing Agreement: The Amended and Restated Purchase, Warranties and Servicing Agreement, dated as of September 1, 2005, as amended by Amendment Reg AB, dated as of November 7, 2005, between HSBC and EMC, attached hereto as Exhibit H-6.

Indemnified Persons: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

Initial Coverage Account: The account or sub-account established and maintained pursuant to Section 4.10(a) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses, including the related Servicer’s costs and expenses incurred in connection with presenting claims under the related Insurance Policies.

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Interest Accrual Period: With respect to each Distribution Date, for each Class of Group II Certificates (other than the Class II-B-1 Certificates and the Class II-B-2 Certificates), the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Group I Certificates, the Class I-B-3, Class II-B-1 and Class II-B-2 Certificates will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Carryforward Amount: As of the first Distribution Date and with respect to each Class of Group I Offered Certificates, zero, and for each Distribution Date thereafter, the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Group I Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period including the Interest Accrual Period relating to such Distribution Date.

Interest Funds: For any Distribution Date and Loan Group I, (i) the sum, without duplication, of (a) all scheduled interest collected in respect to the related Group I Mortgage Loans during the related Due Period less the related Servicing Fee, (b) all Monthly Advances relating to interest with respect to the related Group I Mortgage Loans remitted by the related Servicer or Master Servicer, as applicable, on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest Payments with respect to the Group I Mortgage Loans and required to be remitted by the Master Servicer pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Group I Mortgage Loans collected during the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, (e) all amounts relating to interest with respect to each related Group I Mortgage Loan purchased by EMC pursuant to Sections 2.02 and 2.03 or by the Depositor pursuant to Section 3.21 during the related Due Period, and (f) all amounts in respect of interest paid by EMC pursuant to Section 10.01 in respect to Loan Group I, in each case to the extent remitted by EMC or its designee, as applicable, to the Distribution Account pursuant to this Agreement, minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.01 and 4.05 or as otherwise set forth in this Agreement and allocated to Loan Group I.

Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(a)

Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

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(b)

Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c)

Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the annual interest rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

Lender-Paid PMI Rate: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related Mortgage Loan, as stated in the Mortgage Loan Schedule.

LIBOR Business Day: Any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: With respect to each Class of Offered Certificates and for the first Interest Accrual Period, March 29, 2006. With respect to each Class of Offered Certificates and any Interest Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

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Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group: Loan Group I or Loan Group II, as applicable.

Loan Group I: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Loan Group II: Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3 and Sub-Loan Group II-4.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 6.02.2(c) hereof.

Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Margin: With respect to any Distribution Date on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans and (i) with respect to the Class I-1A-1 Certificates, 0.22% per annum, (ii) with respect to the Class I-1A-2 Certificates, 0.30% per annum, (iii) with respect to the Class I-M-1 Certificates, 0.42% per annum, (iv) with respect to the Class I-M-2 Certificates, 0.63% per annum, (v) with respect to the Class I-B-1 Certificates, 1.55% per annum, (vi) with respect to the Class I-B-2 Certificates, 2.15% per annum, and (vii) with respect to the Class I-B-3 Certificates, 2.15% per annum; and with respect to any Distribution Date after the first possible Optional Termination Date and (i) with respect to the Class I-1A-1 Certificates, 0.44% per annum, (ii) with respect to the Class I-1A-2 Certificates, 0.60% per annum, (iii) with respect to the Class I-M-1 Certificates, 0.63% per annum, (iv) with respect to the Class I-M-2 Certificates, 0.945% per annum, (v) with respect to the Class I-B-1 Certificates, 2.325% per annum, (vi) with respect to the Class I-B-2 Certificates, 3.225% per

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annum, and (vii) with respect to the Class I-B-3 Certificates, 3.225% per annum; with respect to any Distribution Date on or prior to the first possible Optional Termination Date and (i) with respect to the Class II-B-1 Certificates, 0.40% per annum, and (ii) with respect to the Class II-B-2 Certificates, 0.60% per annum; and with respect to any Distribution Date after the first possible Optional Termination Date and (i) with respect to the Class II-B-1 Certificates, 0.60% per annum, and (ii) with respect to the Class II-B-2 Certificates, 0.90% per annum.

Marker Rate: With respect to the Class B-IO Certificates or REMIC IV Regular Interest B-IO-I and any Distribution Date, in relation to the REMIC II Regular Interests LT1, LT2, LT3 and LT4, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT2 and REMIC II Regular Interest LT3.

Master Servicer: As of the Closing Date, Wells Fargo Bank, National Association and, thereafter, its respective successors in interest that meet the qualifications of the Servicing Agreements and this Agreement.

Master Servicing Compensation: The meaning specified in Section 3.14.

Material Defect: The meaning specified in Section 2.02(a).

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgage Loans electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 6.07.

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Monthly Delinquency Percentage: With respect to a Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of Group I Mortgage Loans for such Distribution Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first priority lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Loan.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the Mortgage Loan Schedule.

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Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.04 or Section 2.07 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule (which shall include, without limitation, with respect to each Mortgage Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of March 31, 2006, between EMC, as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans, as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Servicing Agreement or this Agreement and (ii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap: For any Distribution Date and the Group I Certificates, the weighted average of the Net Rates of the Group I Mortgage Loans as of the beginning of the related Due Period, weighted on the basis of the Certificate Principal Balances thereof as of the preceding Distribution Date; for any Distribution Date and the Class II-B-1 Certificates and the Class II-B-2 Certificates, the weighted average of the weighted average net rate of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Groups, in each case as adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period For federal income tax purposes, the Net Rate Cap with respect to the Group I Subordinate Certificates is equal to the Uncertificated REMIC II Regular Interests LT1 and LT2.

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Non-Offered Subordinate Certificates: The Group I Non-Offered Subordinate Certificates and the Group II Non-Offered Subordinate Certificates.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Notional Amount: The Notional Amount of (i) the Class II-2X-1 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-2A-1 and Class II-2A-2 Certificates (in the aggregate), (ii) the Class II-3X-1 Certificates is equal to the Certificate Principal Balance of the Class II-3A-1 and Class II-3A-2 Certificates (in the aggregate), (iii) the Class II-3X-1 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-3A-1 and Class II-3A-2 Certificates (in the aggregate), (iv) the Class II-X-B1 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-B-1 Certificates, (v) the Class II-X-B2 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-B-2 Certificates, and (vi) the Class B-IO Certificates immediately prior to any Distribution Date is equal to the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests.

Offered Certificates: The Group I Offered Certificates and the Group II Offered Certificates.

Offered Subordinate Certificates: The Group I Offered Subordinate Certificates and the Group II Offered Subordinate Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

One-Month LIBOR: With respect to any Interest Accrual Period, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Interest Accrual Period shall the rate determined by the Securities Administrator two Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is

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available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Interest Accrual Period.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Company, the Master Servicer or the Depositor.

Optional Termination Date: With respect to (i) the Group I Mortgage Loans, the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than 20% of the Cut-off Date Balance as of the Closing Date and (ii) with respect to the Group II Mortgage Loans, the Distribution Date on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than 10% of the Cut-off Date Balance.

Original Group II Subordinate Principal Balance: The sum of the aggregate Certificate Principal Balances of each Class of Group II Subordinate Certificates as of the Closing Date.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates and the Class I-B-3 Certificates on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount: With respect to any Distribution Date is the lesser of (x) the sum of the amounts described in clauses (1) through (5) in the definition of Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of such Principal Funds is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

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Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, 1.40% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 1.40% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (2) 2.80% of the then current aggregate Stated Principal Balance of the Group I Mortgage Loans as of such Distribution Date and (ii) $3,359,662 and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Party Participating in the Servicing Function: Any Person performing any of the responsibilities set forth in Exhibit K.

Pass-Through Rate: As to each Class of Certificates, the rate of interest determined as provided with respect thereto in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

Paying Agent: The Securities Administrator, or its successor in interest, or any successor securities administrator appointed as herein provided.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

(i)

direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)

(a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

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(iii)

repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)

securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)	a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)	any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii)

interests in any money market fund (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such funds or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

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Permitted Transferee: Any Person other than a Disqualified Organization or an “electing large partnership” (as defined by Section 775 of the Code).

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHH: PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), and any successor thereto.

PHH Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of October 23, 2001, among PHH, Bishop’s Gate Residential Mortgage Trust and EMC, as attached hereto as Exhibit H-7.

Physical Certificates: The Residual Certificates and the Private Certificates.

Plan: The meaning specified in Section 5.07(a).

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof and described in the Mortgage Loan Schedule.

Prepayment Charge Loan: Any Mortgage Loan for which a Prepayment Charge may be assessed and to which such Prepayment Charge the related Class XP Certificates are entitled, as indicated on the Mortgage Loan Schedule.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Group I Mortgage Loan pursuant to Section 2.02, 2.03, 3.21 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such Group I Mortgage Loan immediately prior to such prepayment or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) any Prepayment Charges and (b) the related Servicing Fee.

Prepayment Period: With respect to any Distribution Date and the Mortgage Loans serviced by EMC, the period from the sixteenth day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the fifteenth day of the calendar month in which such Distribution Date occurs. With respect to any Distribution Date and all other Mortgage Loans, the period that is provided in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note

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holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the excess of (i) sum of (a) the Principal Funds for such Distribution Date and (b) any Extra Principal Distribution Amount for such Distribution Date over (ii) any Overcollateralization Release Amount for such Distribution Date.

Principal Funds: the sum, without duplication, of

1.	the Scheduled Principal collected on the Group I Mortgage Loans during the related Due Period or advanced on or before the related servicer advance date,

2.	prepayments in respect of the Group I Mortgage Loans, exclusive of any Prepayment Charges, collected in the related Prepayment Period,

3.	the Stated Principal Balance of each Group I Mortgage Loan that was repurchased by the Depositor or the related Servicer during the related Due Period,

4.

the amount, if any, by which the aggregate unpaid principal balance of any Substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a Group I Mortgage Loan during the related Due Period,

5.

all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the Group I Mortgage Loans, to the extent such Liquidation Proceeds relate to principal, less all related Nonrecoverable Advances relating to principal reimbursed during the related Due Period, and

6.

the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by EMC or its designee of its optional termination right with respect to the Group I Mortgage Loans; minus

8.

any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due

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on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

Private Certificates: The Class I-B-3, Class B-IO, Class I-XP, Class II-XP, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Prospectus: The prospectus, dated March 28, 2006, as supplemented by the prospectus supplement dated March 28, 2006, relating to the offering of the Offered Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the related Servicing Agreement.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

Rating Agencies: Moody’s and S&P.

Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property that are allocated to principal. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Realized Losses on the Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) The interest portion of Realized Losses and Net Interest Shortfalls on the Group II-1 Loans, if any, shall be allocated between the Class Y-1 and Class Z-1 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (2) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-2 Loans, if any, shall be allocated between the Class Y-2 and Class Z-2 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; and (3) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-3 Loans, if any, shall be allocated between the Class Y-3 and Class Z-3 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof. Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall

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be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan in such Group and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses with respect to the Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) the principal portion of Realized Losses on the Group II-1 Loans shall be allocated, first, to the Class Y-1 Regular Interest to the extent of the Class Y-1 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-1 Regular Interest in reduction of the Uncertificated Principal Balance thereof; (2) the principal portion of Realized Losses on the Group II-2 Loans shall be allocated, first, to the Class Y-2 Regular Interest to the extent of the Class Y-2 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-2 Regular Interest in reduction of the Uncertificated Principal Balance thereof; (3) the principal portion of Realized Losses on the Group II-3 Loans shall be allocated, first, to the Class Y-3 Regular Interest to the extent of the Class Y-3 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-3 Regular Interest in reduction of the Uncertificated Principal Balance thereof; and (4) the principal portion of Realized Losses on the Group II-4 Loans shall be allocated, first, to the Class Y-4 Regular Interest to the extent of the Class Y-4 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-4 Regular Interest in reduction of the Uncertificated Principal Balance thereof. For any Distribution Date, reductions in the Uncertificated Principal Balances of the Class Y and Class Z Regular Interest pursuant to this definition of Realized Loss shall be determined, and shall be deemed to occur, prior to any reductions of such Uncertificated Principal Balances by distributions on such Distribution Date.

Record Date: For each Class of Group I Certificates, the Business Day preceding the applicable Distribution Date so long as such Class of Certificates remains in book-entry form; and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date. For each Class of Group II Certificates, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

Reference Bank: A leading bank selected by the Securities Administrator that is engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Reference Bank Rate: With respect to any Interest Accrual Period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by

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one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

Related Certificates: (A) For each REMIC III Regular Interest, the Class or Classes of Certificates show opposite the name of such REMIC III Regular Interest in the following table:

REMIC III Regular Interest	Classes of Certificates
II-1A-1	II-1A-1
II-1A-2	II-1A-2
II-2A-1	II-2A-1; II-2X-1
II-2A-2	II-2A-2; II-2X-1
II-3A-1	II-3A-1; II-3X-1
II-3A-2	II-3A-2; II-3X-1
II-4A-1	II-4A-1; II-4X-1
II-4A-2	II-4A-2; II-4X-2
II-B-1	II-B-1; II-X-B1
II-B-2	II-B-2; II-X-B2
II-B-3	II-B-3
II-B-4	II-B-4
II-B-5	II-B-5
II-B-6	II-B-6

(B) For each REMIC IV Regular Interest, the Class or Classes of Certificates show opposite the name of such REMIC IV Regular Interest in the following table:

REMIC IV Regular Interest	Classes of Certificates
I-1A-1	I-1A-1
I-1A-2	I-1A-2
I-M-1	I-M-1
I-M-2	I-M-2
I-B-1	I-B-1
I-B-2	I-B-2
I-B-3	I-B-3

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B-IO-I and B-IO-P	B-IO
II-1A-1	II-1A-1
II-1A-2	II-1A-2
II-2A-1	II-2A-1
II-2A-2	II-2A-2
II-2X-1	II-2X-1
II-3A-1	II-3A-1
II-3A-2	II-3A-2
II-3X-1	II-3X-1
II-4A-1	II-4A-1
II-4A-2	II-4A-2
II-4X-1	II-4X-1
II-B-1	II-B-1
II-B-2	II-B-2
II-B-3	II-B-3
II-B-4	II-B-4
II-B-5	II-B-5
II-B-6	II-B-6
II-X-B1	II-X-B1
II-X-B2	II-X-B2

(C) For the REMIC V Regular Interest, the Class B-IO Certificates.

Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state law.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread remaining after the distribution of the Extra Principal Distribution Amount for such Distribution Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Administrator: The Trustee; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Servicer or Trustee acting as Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

REMIC Interest: Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Interests.

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REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any 2006-2 REMIC to fail to qualify as a REMIC while any regular interest in such 2006-2 REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any 2006-2 REMIC or (iii) constitute a taxable contribution to any 2006-2 REMIC after the Startup Day.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interest: Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Regular Interests.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is made pursuant to this Agreement, consisting of:

(a)	the Group II Mortgage Loans and the related Mortgage Files and collateral securing such Group II Mortgage Loans,

(b)	all payments on and collections in respect of the Group II Mortgage Loans due after the Cut-off Date as shall be on deposit in the Distribution Account and identified as belonging to the Trust Fund,

(c)	property that secured a Group II Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(d)	the hazard insurance policies and Primary Mortgage Insurance Policies, if any, relating to the Group II Mortgage Loans, and

(e)	all proceeds of clauses (a) through (d) above.

REMIC I Available Distribution Amount: For each of the Sub-Loan Groups in Loan Group II for any Distribution Date, the Available Funds for such Sub-Loan Group, or, if the context so requires the aggregate of the Available Funds for all Sub-Loan Groups in Loan Group II.

REMIC I Distribution Amount: For any Distribution Date, the REMIC I Available Distribution Amount shall be distributed to the REMIC I Regular Interests and the Class R Certificates in respect of Component I thereof in the following amounts and priority:

(a)	To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-1:

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(i)

first, to Class Y-1 and Class Z-1 Regular Interests and Component I of the Class R Certificates, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)

second, to the Class Y-1 and Class Z-1 Regular Interests and Component I of the Class R Certificates, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest;

	(iii)	third, to Component I of the Class R Certificates, until the Uncertificated Principal Balance thereof has been reduced to zero; and

	(iv)	fourth, to the Class Y-1 and Class Z-1 Regular Interests, the Class Y-1 Principal Distribution Amount and the Class Z-1 Principal Distribution Amount, respectively.

(b)	To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-2:

(i)

first, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)

second, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

	(iii)	third, to the Class Y-2 and Class Z-2 Regular Interests, the Class Y-2 Principal Distribution Amount and the Class Z-2 Principal Distribution Amount, respectively.

(c)	To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-3:

(i)

first, to the Class Y-3 and Class Z-3 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)

second, to the Class Y-3 and Class Z-3 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

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	(iii)	third, to the Class Y-3 and Class Z-3 Regular Interests, the Class Y-3 Principal Distribution Amount and the Class Z-3 Principal Distribution Amount, respectively.

(d)	To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-4:

(i)

first, to the Class Y-4 and Class Z-4 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)

second, to the Class Y-4 and Class Z-4 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

	(iii)	third, to the Class Y-4 and Class Z-4 Regular Interests, the Class Y-4 Principal Distribution Amount and the Class Z-4 Principal Distribution Amount, respectively.

(e)

To the extent of the REMIC I Available Distribution Amounts for Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3 and Sub-Loan Group II-4 for such Distribution Date remaining after payment of the amounts pursuant to paragraphs (a), (b) and (c) of this definition of “REMIC I Distribution Amount”:

(i)

first, to each Class of Class Y and Class Z Regular Interests, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Class; provided, however, that any amounts distributed pursuant to this paragraph (d)(i) of this definition of “REMIC I Distribution Amount” shall not cause a reduction in the Uncertificated Principal Balances of any of the Class Y and Class Z Regular Interests; and

	(ii)	second, to the Component I of the Class R Certificates, the Residual Distribution Amount for Component I of the Class R Certificates for such Distribution Date.

REMIC I Interests: The REMIC I Regular Interests and Component I of the Class R Certificates.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I set forth in Section 5.01(c)(i) and issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the

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Uncertificated Pass-Through Rate specified for such REMIC I Interest in Section 5.01(c)(i), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(i). The designations for the respective REMIC I Regular Interests are set forth in Section 5.01(c)(i).

REMIC II: The segregated pool of assets, with respect to which a REMIC election is made pursuant to this Agreement, consisting of: (a)the Group I Mortgage Loans and the related Mortgage Files and collateral securing such Group I Mortgage Loans, (b) all payments on and collections in respect of the Group I Mortgage Loans due after the Cut off Date as shall be on deposit in the Distribution Account and identified as belonging to the Trust Fund, (c) property that secured a Group I Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, (d) the hazard insurance policies and Primary Mortgage Insurance Policies, if any, related to the Group I Mortgage Loans and (e) all proceeds of clauses (a) through (d) above.

REMIC II Available Distribution Amount: For any Distribution Date, the Available Funds for Loan Group I.

REMIC II Distribution Amount: For any Distribution Date, the REMIC II Available Distribution Amount shall be distributed by REMIC II to REMIC IV on account of the REMIC II Regular Interests and to the Class R Certificates in respect of Component II thereof, in the following order of priority:

1.

to REMIC IV as the holder of the REMIC II Regular Interests, pro rata, in an amount equal to (A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

2.

to REMIC IV as the holder of the REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Available Distribution Amount after the distributions made pursuant to clause (1) above, allocated as follows:

	(A)	in respect of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, their respective Principal Distribution Amounts;

	(B)	in respect of REMIC II Regular Interest LT1 any remainder until the Uncertificated Principal Balance thereof is reduced to zero; and

(C)

any remainder in respect of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata according to their respective Uncertificated Principal Balances as reduced by the distributions deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero; and

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3.	any remaining amounts to the Holders of the Class R Certificates in respect of Component II thereof.

REMIC II Interests: The REMIC II Regular Interests and Component II of the Class R Certificates.

REMIC II Principal Reduction Amounts: For any Distribution Date, the amounts by which the principal balances of the REMIC II Regular Interests LT1, LT2, LT3 and LT4, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

Y1 =	the principal balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.

Y2 =	the principal balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.

Y3 =	the principal balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.

Y4 =	the principal balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note: Y3 = Y4).

ΔY1 =	the REMIC II Regular Interest LT1 Principal Reduction Amount.

ΔY2 =	the REMIC II Regular Interest LT2 Principal Reduction Amount.

ΔY3 =	the REMIC II Regular Interest LT3 Principal Reduction Amount.

ΔY4 =	the REMIC II Regular Interest LT4 Principal Reduction Amount.

P0 = the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

P1 = the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

?P = P0 - P1 = the aggregate of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 Principal Reduction Amounts.

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=the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Group I Certificates on such Distribution Date (including distributions of accrued and unpaid interest on the Class SB-I Certificates for prior Distribution Dates).

R0 = the Group I Net WAC Cap Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

R1 = the Group I Net WAC Cap Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

a =   (Y2 + Y3)/P0. The initial value of a on the Closing Date for use on the first Distribution Date shall be 0.0001.

?0 =   the lesser of (A) the sum for all Classes of Group I Certificates, other than the Class B-IO Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the Group I Net WAC Cap Rate, if applicable) for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

?1 =   the lesser of (A) the sum for all Classes of Group I Certificates, other than the Class B-IO Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the Net WAC Cap Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

Then, based on the foregoing definitions:

ΔY1 =	ΔP - ΔY2 - ΔY3 - ΔY4;
ΔY2 =	(α/2){( γ0R1 - γ1R0)/R0R1};
ΔY3 =	αΔP - ΔY2; and
ΔY4 =	ΔY3.

if both ?Y2 and ?Y3, as so determined, are non-negative numbers. Otherwise:

(1)If ?Y2, as so determined, is negative, then

?Y2 = 0;

?Y3 = a{?1R0P0 - ?0R1P1}/{?1R0};

?Y4 = ?Y3; and

?Y1 = ?P - ?Y2 - ?Y3 - ?Y4.

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(2)If ?Y3, as so determined, is negative, then

?Y3 = 0;

?Y2 = a{?1R0P0 - ?0R1P1}/{2R1R0P1 - ?1R0};

?Y4 = ?Y3; and

?Y1 = ?P - ?Y2 - ?Y3 - ?Y4.

REMIC II Realized Losses: For any Distribution Date, Realized Losses on the Group I Mortgage Loans for the related Due Period shall be allocated, as follows: (i) the interest portion of Realized Losses, if any, shall be allocated pro rata to accrued interest on the REMIC II Regular Interests to the extent of such accrued interest, and (ii) any remaining interest portions of Realized Losses and any principal portions of Realized Losses shall be treated as principal portions of Realized Losses and allocated (i) to the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata according to their respective Principal Reduction Amounts, provided that such allocation to each of the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 shall not exceed their respective Principal Reduction Amounts for such Distribution Date, and (ii) any Realized Losses not allocated to any of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 or REMIC II Regular Interest LT4 pursuant to the proviso of clause (i) above shall be allocated to the REMIC II Regular Interest LT1.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II set forth in Section 5.01(c)(ii) and issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC II Interest in Section 5.01(c)(ii), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(ii). The designations for the respective REMIC II Regular Interests are set forth in Section 5.01(c)(ii).

REMIC II Regular Interest LT1: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

REMIC II Regular Interest LT2: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

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REMIC II Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

REMIC II Regular Interest LT3: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

REMIC II Regular Interest LT4: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests and any proceeds thereof.

REMIC III Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to the REMIC I Regular Interests pursuant to Section 6.07.

REMIC III Distribution Amount: For any Distribution Date, the REMIC III Available Distribution Amount shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests and to the Class R Certificates in respect of Component III thereof, as follows: to each REMIC III Regular Interest in respect of Uncertificate Accrued Interest thereon and the Uncertificated Principal Balance thereof, the amount distributed in respect of interest and principal on the Related Class or Classes of Certificates (with such amounts having the same character as interest or principal with respect to the REMIC III Regular Interest as they have with respect to the Related Certificate or Certificates) with the following exception: No amount paid to any Certificate in respect of any Basis Risk Shortfall Amount or Basis Risk Shortfall Carryforward Amount shall be included in the amount paid in respect of a related REMIC III Regular Interest. Any remaining amount of the REMIC III Available Distribution Amount shall be distributed to the holders of the Class R Certificates in respect of Component III thereof.

REMIC III Interests: The REMIC III Regular Interests and Component III of the Class R Certificates.

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REMIC III Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC III set forth in Section 5.01(c)(iii) and issued hereunder and designated as a “regular interest” in REMIC III. Each REMIC III Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC III Interest in Section 5.01(c)(iii), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(iii). The designations for the respective REMIC III Regular Interests are set forth in Section 5.01(c)(iii).

REMIC IV: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC III Regular Interests and any proceeds thereof.

REMIC IV Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to the REMIC III Regular Interests pursuant to Section 6.07.

REMIC IV Distribution Amount: For any Distribution Date, the REMIC IV Available Distribution Amount shall be deemed distributed by REMIC IV to the holders of the Certificates (other than the Class B-IO Certificates) on account of the REMIC IV Regular Interests (other than REMIC IV Regular Interests B-IO-I and B-IO-P), to REMIC V on account of REMIC IV Regular Interests B-IO-I and B-IO-P, and to the Class R Certificates in respect of Component IV thereof, as follows: to each REMIC IV Regular Interest in respect of Uncertificated Interest thereon and the Uncertificated Principal Balance thereof, the amount distributed in respect of interest and principal on the Related Class or Classes of Certificates (with such amounts having the same character as interest or principal with respect to the REMIC IV Regular Interest as they have with respect to the Related Certificate or Certificates) with the following exceptions: (1) No amount paid to any Certificate in respect of any Basis Risk Shortfall Amount or Basis Risk Shortfall Carryforward Amount shall be included in the amount paid in respect of a related REMIC IV Regular Interest; and (2) amounts paid in respect of Basis Risk Shortfall Amounts and Basis Risk Shortfall Carryforward Amounts to the extent not derived from any Cap Contract Payment Amount shall be deemed paid with respect to REMIC IV Regular Interest B-IO-I in respect of accrued and unpaid interest thereon. Any remaining amount of the REMIC IV Available Distribution Amount shall be distributed to the holders of the Class R Certificates in respect of Component IV thereof.

REMIC IV Interests: The REMIC IV Regular Interests and Component IV of the Class R Certificates.

REMIC IV Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC IV set forth in Section 5.01(c)(iv) and issued hereunder and designated as a “regular interest” in REMIC IV. Each REMIC IV Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC IV Interest in Section 5.01(c)(iv), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(iv). The designations for the respective REMIC IV Regular Interests are set forth in Section 5.01(c)(iv).

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REMIC V: That group of assets contained in the Trust Fund designated as a REMIC consisting of REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof.

REMIC V Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to REMIC IV Regular Interests B-IO-I and B-IO-P pursuant to Section 6.07.

REMIC V Distribution Amount: For any Distribution Date, the REMIC V Available Distribution Amount shall be deemed distributed by REMIC V to the holder of the Class B-IO Certificates on account of REMIC IV Regular Interests B-IO-I and B-IO-P.

REMIC V Interests: The REMIC V Regular Interest and the Class R-X Certificates.

REMIC V Regular Interest: The separate non-certificated beneficial ownership interest in REMIC V set forth in Section 5.01(c)(v) and issued hereunder and designated as a “regular interest” in REMIC V. The REMIC V Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC V Interest in Section 5.01(c)(v). The designation for the REMIC V Regular Interest is set forth in Section 5.01(c)(v).

REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 3.18(a)(iii).

Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase and (c) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws over (ii) any portion of the Master Servicing Compensation, Servicing Fee, Monthly Advances and advances payable to the purchaser of the Mortgage Loan (if any).

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Sponsor and any cash deposit in connection with the substitution of a Mortgage Loan, in each case in accordance with the Mortgage Loan Purchase Agreement.

Request for Release: A request for release in the form attached hereto as Exhibit D.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

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Reserve Fund: The separate trust account created and maintained by the Securities Administrator pursuant to Section 4.06 hereof.

Residual Certificate: Any of the Class R Certificates, consisting of four components—Component I, Component II, Component III and Component IV—respectively representing ownership of the sole class of residual interest in each of REMIC I, REMIC II, REMIC III and REMIC IV, and the Class R-X Certificates.

Responsible Officer: Any officer assigned to the Corporate Trust Office of the Trustee or the Securities Administrator, as the case may be (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or the Securities Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or the Securities Administrator, as the case may be, to whom a matter arising hereunder may be referred.

Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

Sarbanes-Oxley Certification: As defined in Section 3.18(a)(iv).

Scheduled Payment: With respect to any Mortgage Loan and any Due Period, the scheduled payment or payments of principal and interest due during such Due Period on such Mortgage Loan which either is payable by a Mortgagor in such Due Period under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, National Association, in its capacity as paying agent or securities administrator (as applicable) hereunder, or its successor in interest, or any successor securities administrator or paying agent appointed as herein provided.

Securities Legend: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER

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HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A “PLAN”) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR BY A PERSON USING “PLAN ASSETS” OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Senior Certificates: The Class I-1A-1, Class I-1A-2, Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates.

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Senior Enhancement Percentage: As to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate of the Certificate Principal Balance of the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

Senior Optimal Principal Amount: With respect to each Distribution Date and a Certificate Group related to a Sub-Loan Group in Loan Group II, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Certificate Principal Balances of the related Certificate Group immediately prior to such Distribution Date):

(i)

the related Senior Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Sub-Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the related Distribution Date occurs prior to the Cross-over Date);

(ii)

the related Senior Prepayment Percentage of the Stated Principal Balance of Mortgage Loan in the related Sub-Loan Group which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)

the related Senior Prepayment Percentage of amount of all Principal Prepayments in part allocated to principal received by the Master Servicer during the related Prepayment Period in respect to each Mortgage Loan in the related Sub-Loan Group;

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(iv)

the lesser of (a) the related Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (B) the Stated Principal Balance of each such Mortgage Loan purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise and (b) the related Senior Percentage of the sum of (A) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (B) the Stated Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise;

(v)	any amount allocated to the Available Funds of the related Sub-Loan Group pursuant to Section 6.02(a)(G); and

(vi)

the related Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group that was repurchased by the Sponsor in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of a Mortgage Loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute Mortgage Loan.

Senior Percentage: With respect to each Certificate Group related to a Sub-Loan Group in Loan Group II, initially 92.75%. With respect to any Distribution Date and a Certificate Group related to a Sub-Loan Group in Loan Group II, the lesser of (i) 100% and (ii) the percentage obtained by dividing the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class II-X Certificates) in such Certificate Group immediately preceding such Distribution Date by the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Senior Prepayment Percentage: With respect to a Certificate Group related to a Sub-Loan Group in Loan Group II and any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Senior Prepayment Percentage

April 2006 – March 2013	100%

April 2013 – March 2014	Senior Percentage for the related Certificate Group plus 70% of the Subordinate Percentage for the related Sub-Loan Group.

April 2014 – March 2015	Senior Percentage for the related Certificate Group plus 60% of the Subordinate Percentage for the related Sub-Loan Group.

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April 2015 – March 2016	Senior Percentage for the related Certificate Group plus 40% of the Subordinate Percentage for the related Sub-Loan Group.

April 2016 – March 2017	Senior Percentage for the related Certificate Group plus 20% of the Subordinate Percentage for the related Sub-Loan Group.

April 2017 and thereafter	Senior Percentage for the related Certificate Group.

In addition, no reduction of the Senior Prepayment Percentage for the related Certificate Group shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Stated Principal Balance of the Group II Mortgage Loans in all Sub-Loan Groups in Loan Group II delinquent 60 days or more (including for this purpose any such Group II Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Group II Mortgage Loans in all Sub-Loan Groups in Loan Group II do not exceed (a) 30% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including April 2013 and March 2014, (b) 35% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including April 2014 and March 2015, (c) 40% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including April 2015 and March 2016, (d) 45% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including April 2016 and March 2017, and (e) 50% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after April 2017.

In addition, if on any Distribution Date the weighted average of the Subordinate Percentages for such Distribution Date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans for all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date in March 2009, cumulative Realized Losses on the Group II Mortgage Loans for all Sub-Loan Groups in Loan Group II as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the Distribution Date in March 2009 cumulative Realized Losses on the Group II Mortgage Loans for all Sub-Loan Groups in Loan Group II as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such Distribution Date the Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage on or prior to the Distribution Date occurring in March 2009 and the above delinquency and loss tests are met, then the Senior Prepayment

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Percentage for the related Certificate Group for such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage.

Notwithstanding the foregoing, if on any Distribution Date the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, the Senior Prepayment Percentage with respect to all of the Group II Senior Certificates will equal 100%.

Servicer Remittance Date: With respect to each Mortgage Loan and the applicable Servicer, the date set forth in the related Servicing Agreement.

Servicers: Each of Countrywide, EMC, EverHome, Harbourside, HomeBanc, HSBC, PHH, Wachovia, Waterfield and Wells Fargo and their respective permitted successors and assigns.

Servicing Agreement: Each of the Countrywide Servicing Agreement, EMC Servicing Agreement, EverHome Servicing Agreement, Harbourside Servicing Agreement, HomeBanc Servicing Agreement, HSBC Servicing Agreement, PHH Servicing Agreement, Wachovia Servicing Agreement, Waterfield Servicing Agreement and Wells Fargo Servicing Agreement, in each case as modified by the related Assignment Agreement.

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the related Servicing Fee Rate.

Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

Servicing Officer: The President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer having direct responsibility for the administration of this Agreement, and any other authorized officer of the Master Servicer to whom a matter arising hereunder may be referred.

Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Sponsor or its affiliate of the aggregate maximum probable exposure of each of the outstanding Certificates to the Cap Contracts.

Significance Percentage: Each of the Group I Significance Percentage and the Group II Significance Percentage.

Special Hazard Loss: A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected

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presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

Sponsor: EMC, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

Startup Day: March 31, 2006.

Stated Principal Balance: With respect to any Group I Mortgage Loan or related REO Property and any Distribution Date, the Outstanding Principal Balance thereof as of the Cut-off Date minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with this Agreement or the applicable Servicing Agreement with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred prior to or during the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan equals zero. References herein to the Stated Principal Balance of a Loan Group or Sub-Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group or Sub-Loan Group.

With respect to any Group II Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Stated Principal Balance of a Liquidated Mortgage Loan is zero.

Stepdown Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class I-A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in April 2009 and (b) the first Distribution Date on which the sum of the aggregate Certificate Principal Balance of the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2, and Class I-B-3 Certificates and the Overcollateralization Amount divided by the Stated Principal Balance of the Mortgage Loans for such Distribution Date is greater than or equal to 21.20%.

Sub-Loan Group: Any of Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3 or Sub-Loan Group II-4, as applicable.

Sub-Loan Group II-1: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-1 on the Mortgage Loan Schedule.

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Sub-Loan Group II-1 Certificates: The Class II-1A-1 Certificates and the Class II-1A-2 Certificates.

Sub-Loan Group II-2: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-2 on the Mortgage Loan Schedule.

Sub-Loan Group II-2 Certificates: The Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates.

Sub-Loan Group II-3: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-3 on the Mortgage Loan Schedule.

Sub-Loan Group II-3 Certificates: The Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

Sub-Loan Group II-4: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-4 on the Mortgage Loan Schedule.

Sub-Loan Group II-4 Certificates: The Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates.

Subordinate Certificate Writedown Amount: With respect to the Group II Subordinate Certificates and as to any Distribution Date (other than the Class II-X-B1 Certificates and the Class II-X-B2 Certificates), the amount by which (i) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such Distribution Date) exceeds (y) the aggregate Stated Principal Balances of the Group II Mortgage Loans on the Due Date related to such Distribution Date.

Subordinate Certificates: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subordinate Optimal Principal Amount: With respect to any Distribution Date and any Sub-Loan Group in Loan Group II, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such Distribution Date):

(i)

the related Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Sub-Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

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(ii)

the related Subordinate Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)

the related Subordinate Prepayment Percentage of the amount of all Principal Prepayments in part received by the Master Servicer in respect to the Mortgage Loan in the related Sub-Loan Group during the related Prepayment Period;

(iv)

the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the Senior Certificates in the related Certificate Group pursuant to clause (iv) of the definition of Senior Optimal Principal Amount on such Distribution Date;

(v)

the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group that was purchased by the Sponsor in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Sub-Loan Group that has been replaced by the Sponsor with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of such Substitute Mortgage Loan; and

(vi)

on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for the related Sub-Loan Group. After the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

Subordinate Percentage: With respect to each Sub-Loan Group included in Loan Group II on any Distribution Date, 100% minus the Senior Percentage for the related Certificate Group.

Subordinate Prepayment Percentage: With respect to each Loan Group or Sub-Loan Group on any Distribution Date, 100% minus the Senior Percentage for the related Certificate Group.

Subsequent Recoveries: As of any Distribution Date, amounts received during the related Due Period by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.05) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such Mortgage Loan.

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Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Substitution Adjustment Amount: The amount, if any, required to be paid by the Mortgage Loan Seller to the Securities Administrator for deposit in the Distribution Account pursuant to Section 2.04 in connection with the substitution of a Mortgage Loan.

Tax Administration and Tax Matters Person: The Securities Administrator and any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the largest percentage interest of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

Termination Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

Trigger Event: With respect to any Distribution Date, an event that exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 or more days delinquent (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and the Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds 34% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group I Mortgage Loans since the Cut-off Date as a percentage of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentage set forth below:

Months	Percentage

37 - 48	0.95%
49 - 60	1.40%
61 - 72	1.85%
73+	2.15%

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Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

Trustee: JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

2006-2 REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V.

Uncertificated Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, for purposes of the distributions, Uncertificated Interest will be reduced by the interest portion of any Realized Losses and Net Interest Shortfalls allocated, with respect to the REMIC I Regular Interests, to such REMIC Regular Interests pursuant to the definition of Realized Losses, with respect to the REMIC II Regular Interests, to such REMIC Regular Interests pursuant to the definition of REMIC II Realized Losses and, with respect to the REMIC III Regular Interests, REMIC IV Regular Interests and REMIC V Regular Interest, to the Related Classes of Certificates.

Uncertificated Pass-Through Rate: With respect to any Distribution Date and REMIC Interest, the pass-through rate of each such REMIC Interest set forth in Section 5.01(c).

Uncertificated Principal Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in Section 5.01(c)(i) as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by the sum of (i) the principal portion of Realized Losses allocated to the REMIC I Regular Interests in accordance with the definition of Realized Loss and (ii) the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC I Regular Interests pursuant to Section 6.07. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Section 5.01(c)(ii) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances thereof on such Distribution Date pursuant to the definition of REMIC II Realized Losses and, second, the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC II Regular Interests pursuant to Section 6.07. As of the Closing Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall equal the amount set forth in the Section 5.01(c)(iii) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances of the Related Classes of Certificates on such Distribution Date and, second, by all distributions of principal made on such Related Classes of Certificates on such Distribution Date. As of the Closing Date, the Uncertificated Principal Balance of each REMIC IV Regular Interest shall equal the amount set forth in the Section 5.01(c)(iv) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC IV Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances of the Related Classes of Certificates on such Distribution Date and, second, by all distributions of principal made on such Related Classes of Certificates on such Distribution Date. As of the Closing Date, the Uncertificated Principal Balance of the REMIC V Regular Interest shall equal the amount set forth in Section 5.01(c)(v) as its Initial Uncertificated Principal Balance.

Undercollateralized Amount: With respect any Certificate Group in Loan Group II and any Distribution Date, the excess of (i) the aggregate Certificate Principal Balance of such Certificate Group over (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans in the related Sub-Loan Group.

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Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing Agreement, without regard to whether or not such policy is maintained.

United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Unpaid Realized Loss Amount: With respect to any Distribution Date and a Class of Group I Certificates, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a class of Group I Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Wachovia: Wachovia Mortgage Corporation, and its successor in interest.

Wachovia Servicing Agreement: The Seller's Purchase, Warranties and Servicing Agreement dated as of July 1, 2005, between the Company and EMC, as amended by Amendment Number One to the Seller's Purchase, Warranties and Servicing Agreement, dated as of March 1, 2006, between Wachovia and EMC, attached hereto as Exhibit H-8.

Waterfield: Waterfield Mortgage Company, Inc. and any successor thereto.

Waterfield Servicing Agreement: Amended and Restated Forward Commitment Flow Mortgage Loan Purchase and Servicing Agreement dated as of March 4, 2003, between Waterfield and EMC, attached hereto as Exhibit H-9.

Wells Fargo: Wells Fargo Bank, N.A., and any successor thereto.

Wells Fargo Servicing Agreement: Amended and Restated Master Seller’s Warranties and Servicing Agreement dated as of November 1, 2005, between Wells Fargo and EMC, attached hereto as Exhibit H-10.

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ARTICLE II

Conveyance of Mortgage Loans;

Original Issuance of Certificates

Section 2.01.  Conveyance of Mortgage Loans to Trustee. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts and the Securities Administrator in the Distribution Account in the name of the Trustee on behalf of the Trust for the benefit of the Certificateholders and the Securities Administrator in the Cap Reserve Account in the name of the Trustee on behalf of the Trust for the benefit of the Group I Offered Certificateholders and the Class I-B-3 Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Section 2.03(a), (vii) the rights with respect to the Servicing Agreements (and each related Recognition Agreement as defined and described in the related Assignment Agreement) as assigned to the Trustee on behalf of the Trust for the benefit of the Certificateholders by the Assignment Agreements and the rights of the Depositor under the EMC Servicing Agreement, (viii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account and the Cap Reserve Account and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

(b)	In connection with the above transfer and assignment, the Sponsor hereby deposits with the Trustee or the Custodian, as its agent, with respect to each Mortgage Loan:

(i)

the original Mortgage Note, endorsed without recourse (A) to the order of the Trustee or (B) in the case of a Mortgage Loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit together with a copy of the related Mortgage Note,

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(ii)

the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form),

(iii)

unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “JPMorgan Chase Bank, National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland, Tennessee, South Carolina, Mississippi and Florida, or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form),

(iv)	all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon,

(v)	the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any,

(vi)	the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, and

(vii)	originals of all modification agreements, if applicable and available.

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (y) the Depositor shall not be required to deliver intervening

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assignments or Mortgage Note endorsements between the Sponsor and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date or the related Subsequent Transfer Date, as the case may be. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the Custodian, as its agent, promptly after they are received. The Depositor shall cause the Sponsor, at its expense, to cause each assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee has been provided to the Trustee (with a copy to the Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Sponsor and its successor and assigns; provided, however, that each assignment shall be submitted for recording by the Sponsor in the manner described above, at no expense to the Trust or the Trustee or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Sponsor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

Section 2.02.  Acceptance of Mortgage Loans by Trustee. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it (or the Custodian, as its agent) by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it or the Custodian, as its agent, pursuant to Section 2.01, and declares that it (or the Custodian, as its agent) will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it (or the Custodian, as its agent) as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Custodian, with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor and the Trustee of an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the Trustee an Interim Certification. In conducting such review, the Trustee or Custodian, on behalf of the Trustee, will ascertain whether all required documents have been executed and received, and based on the Mortgage

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Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B, or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Sponsor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Sponsor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee or the Custodian, as its agent, shall enforce the Sponsor’s obligation pursuant to the Mortgage Loan Purchase Agreement within 90 days from the Trustee’s or the Custodian’s notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date or Subsequent Transfer Date, as applicable. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

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(b)

No later than 180 days after the Closing Date (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian thereof), the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor and the Trustee a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Sponsor (provided, however, that with respect to those documents described in Sections 2.01(b)(iv), (v) and (vii), the Trustee’s and Custodian’s obligations shall extend only to the documents actually delivered to the Trustee or the Custodian, on behalf of the Trustee, pursuant to such Sections). In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Sponsor is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Sponsor’s obligation under the Mortgage Loan Purchase Agreement, to provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date or Subsequent Transfer Date, as applicable. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

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(c)

In the event that a Mortgage Loan is purchased by the Sponsor in accordance with Sections 2.02(a) or (b) above, the Sponsor shall remit to the Master Servicer the Repurchase Price for deposit in the Distribution Account and the Sponsor shall provide to the Securities Administrator and the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Distribution Account, the Depositor shall notify the Trustee and the Custodian, as agent of the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Sponsor, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Master Servicer, to reflect such repurchase and shall promptly notify the Trustee of such amendment and the Trustee shall promptly notify the Rating Agencies of such amendment. The obligation of the Sponsor to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

Section 2.03.  Assignment of Interest in the Mortgage Loan Purchase Agreement. (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreements (noting that the Sponsor has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Sponsor to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

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(b)

If the Depositor, the Master Servicer, or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Sponsor, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Sponsor shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Sponsor to the extent not required by law to be paid to the borrower.) Any such purchase by the Sponsor shall be made by providing an amount equal to the Repurchase Price to the Securities Administrator for deposit in the Distribution Account and written notification detailing the components of such Repurchase Price. The Depositor shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall cause the Custodian to release, to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Sponsor, without recourse, representation or warranty as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Securities Administrator shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment. Enforcement of the obligation of the Sponsor to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

Section 2.04.  Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Sponsor may, no later than the date by which such purchase by the Sponsor would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Sponsor that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure or

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substitution must occur within 90 days from the date the breach was discovered. The Trustee will promptly notify the Master Servicer and the Securities Administrator of any such substitution. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Sponsor, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Section 2.02(a). Within two Business Days after such notification, the Sponsor shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Sponsor of the Repurchase Price for the purchase of a Mortgage Loan by the Sponsor. After such notification to the Sponsor and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Sponsor. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Sponsor and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or the Custodian as agent of the Trustee, as applicable, of a Request for Release for such Mortgage Loan), the Trustee or the Custodian, as agent for the Trustee, shall release to the Sponsor the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Sponsor title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Sponsor shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Sections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Sponsor with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Trustee shall deliver such amended Mortgage Loan Schedule to the Rating Agencies.

Section 2.05.  Issuance of Certificates. (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests

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as the Depositor has requested. The Trustee (or the Custodian, as its agent) agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it (or the Custodian, as its agent) segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests, and the other assets of REMIC III, for the benefit of the holders of the REMIC III Interests, (ii) the REMIC II Regular Interests and the REMIC III Regular Interests, and the other assets of REMIC IV, for the benefit of the holders of the REMIC IV Interests, and (iii) the REMIC IV Regular Interests B-IO-I and B-IO-P, and the other assets of REMIC V for the benefit of the holders of the REMIC V Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and REMIC IV Regular Interests B-IO-I and B-IO-P (each of which are uncertificated) and the other assets of REMIC III, REMIC IV and REMIC V, and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Interests, REMIC IV Interests and REMIC V Interests, as applicable.

Section 2.06.  Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

(a)

the Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

(b)

the Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

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(c)

the execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any indenture or other agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement;

(d)

no litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof;

(e)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same; and

(f)

immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.07.  Reserved.

Section 2.08.  Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)	acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)	to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

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(c)	to make payments on the Certificates;

(d)	to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)

subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.08 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

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ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01.  Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under its applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers as reported to the Master Servicer.

The Trustee shall furnish the Servicers and the Master Servicer with any powers of attorney, in substantially the form attached hereto as Exhibit O, and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee (or Custodian, as its agent) shall provide access to the records and documentation in possession of the Trustee (or Custodian, as its agent) regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

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Section 3.02.  REMIC-Related Covenants. For as long as each 2006-2 REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such 2006-2 REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any 2006-2 REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

Section 3.03.  Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)

The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

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(c)

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including, but not limited to, all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)

The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement, including the obligation of each Servicer to furnish information regarding the borrower credit files related to each Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations, on a monthly basis.

(e)	If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)

If any information is furnished to the Master Servicer by HomeBanc pursuant to Section 5.02 of the HomeBanc Servicing Agreement, the Master Servicer shall provide the Company with a copy of such information.

Section 3.04.  Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05.  Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however,

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that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any 2006-2 REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any 2006-2 REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any 2006-2 REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.06.  Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.07.  Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with

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such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01, or by the applicable Servicer pursuant to its Servicing Agreement, have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08.  Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee. (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent

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provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)

All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.09.  Standard Hazard Insurance and Flood Insurance Policies. (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

Pursuant to Section 4.01 and 4.04, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.04 and 4.05. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.04 and 4.05.

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Section 3.10.  Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11.  Maintenance of the Primary Mortgage Insurance Policies. (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)

The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.04, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.05.

Section 3.12.  Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the Custodian, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly

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deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13.  Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14.  Compensation for the Master Servicer.

The Master Servicer will be entitled to the income and gain realized from any investment of funds in the Distribution Account as set forth in Section 4.04 for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charge) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account (such amounts together with the amounts specified in the first sentence of this Section 3.14, the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15.  REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” (unless such result would maximize the Trust Fund’s after-tax return on such property) or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

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(c)

The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)

To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

Section 3.16.  Annual Statement as to Compliance. The Master Servicer shall deliver (or otherwise make available) to the Depositor, the Securities Administrator and the Trustee, not later than March 15 of each calendar year beginning in 2007, an Officer's Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall cause each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that Servicer to the Depositor, the Securities Administrator and the Trustee as described above as and when required with respect to the Master Servicer. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer or subcontractor determined by the Master Servicer to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Master Servicer shall cause such subservicer or subcontractor to deliver a similar Annual Statement of Compliance by that subservicer or subcontractor to the Depositor, the Securities Administrator and the Trustee as described above as and when required with respect to the Master Servicer.

Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the time frames required in this Section) shall be deemed an Event of Default and the Trustee, at the direction of the Depositor, shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

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Section 3.17.  Assessments of Compliance and Attestation Records. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Master Servicer and the Custodian (each, an “Attesting Party”) shall deliver (or otherwise make available) to the Depositor, the Securities Administrator and the Trustee on or before March 15 of each calendar year beginning in 2007, a report regarding such Attesting Party's assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)	A statement by an authorized officer of such Attesting Party of its authority and its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)

A statement by such officer that such Attesting Party used the Servicing Criteria attached as Exhibit K hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)

An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)

A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)

A statement as to which of the Servicing Criteria, if any, are not applicable to such related Attesting Party, which statement shall be based on the activities such related Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such related Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit K hereto that are indicated as applicable to the related Attesting Party.

On or before March 15 of each calendar year beginning in 2007, each Attesting Party shall furnish to the Master Servicer, the Depositor, the Securities Administrator and the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board. Such Attestation Report shall contain no restrictions or limitations on its use.

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The Master Servicer shall cause each Person Participating in the Servicing Function to deliver to the Master Servicer, the Depositor, the Securities Administrator and the Trustee an Assessment of Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment.

Such Assessment of Compliance, as to any subservicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit K hereto that are indicated as applicable to any “primary servicer.” The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth on Exhibit M and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor (as defined in the related Servicing Agreement), an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Master Servicer to timely comply with this Section 3.17 (including with respect to the time frames required in this Section) shall be deemed an Event of Default, and the Trustee, at the direction of the Depositor, shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same, and the Depositor shall thereupon appoint a successor Master Servicer pursuant to Article VIII hereto. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

The Custodian shall deliver to the Trustee, the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to a “custodian.” Notwithstanding the foregoing, as to any Custodian, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 3.18.  Reports Filed with Securities and Exchange Commission. (a)(i) Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB; provided that the Securities Administrator shall have received no later than 5 calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Q to the Master Servicer and the Depositor, approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than with respect to cases in which the Master Servicer is the reporting party as set forth in Exhibit Q) or prepare any Additional Form 10-D Disclosure absent such reporting and approval. The Depositor shall be

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responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(ii)  (A) Within 5 calendar days after the related Distribution Date, (i) the parties set forth in Exhibit Q shall be required to provide, pursuant to Section 3.18(a)(v) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.

(B)

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Master Servicer, and in the case that such Form 10-D contains Additional Form 10-D Disclosure, to the Master Servicer and the Depositor, for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Master Servicer in charge of the servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website, identified in Section 6.07, a final executed copy of each Form 10-D. The signing party at the Master Servicer can be contacted at 410-884-2000. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Sections 3.18(a)(i) and (vi) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iii)  (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Q to the Master Servicer and the Depositor, approved by the

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Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K Disclosure absent such reporting (other than with respect to cases in which the Master Servicer is the reporting party as set forth in Exhibit Q) or prepare any Additional Form 8-K Disclosure absent such reporting and approval.

(A)

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than 5:00 p.m. New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit Q shall be required pursuant to Section 3.18(a)(v) below to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(B)

After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than 12:00 p.m. New York City time on the 4th Business Day after the Reportable Event, an officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website, identified in Section 6.07, a final executed copy of each Form 8-K. The signing party at the Master Servicer can be contacted at 410-884-2000. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)  (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing

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in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for the Master Servicer and any subservicer, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Master Servicer, each subservicer and subcontractor Participating in the Servicing Function and the Custodian, as described under Section 3.17, and (B) if the Master Servicer’s or the Custodian’s report on assessment of compliance with servicing criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Master Servicer’s or the Custodian’s report on assessment of compliance with Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm attestation report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described in this Section 3.18 (a)(iv)(D) below. Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Q to the Master Servicer and the Depositor, approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than with respect to case in which the Master Servicer is the reporting party as set forth in Exhibit Q) or prepare any Additional Form 10-K Disclosure absent such reporting and approval.

(B)

No later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit Q shall be required to provide pursuant to Section 3.18(a)(v) below to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.

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(C)

After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Master Servicer for review. No later than Noon New York City time on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website, identified in Section 6.07, a final executed copy of each Form 10-K. The signing party at the Master Servicer can be contacted at 410-884-2000. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Section 3.18(a)(iv) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Section, Section 3.16 and Section 3.17. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

(D)

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer shall, and the Master Servicer shall cause any subservicer or subcontractor, to the extent set forth in the related Servicing Agreement, engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit N, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. An officer of the Master Servicer shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 410-884-2000.

(v)  With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund in the form attached hereto as Exhibit R, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit Q as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iii) above. Such Additional Disclosure shall be

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accompanied by a notice substantially in the form of Exhibit R. Each of the Master Servicer, Sponsor, Securities Administrator and Depositor hereby agrees to notify and provide to the extent known to the Master Servicer, Sponsor, Securities Administrator and Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit Q as the responsible party for providing that information. Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the related Significance Estimate and the Securities Administrator shall use such information to calculate the related Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor, the related Counterparty to that effect. The Depositor shall request from the related Counterparty any information required under Regulation AB to the extent required under the related Cap Contract Agreement. The Depositor will be obligated pursuant to the related Cap Contract Agreement to provide to the Securities Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure regarding the related Counterparty is not necessary for such Distribution Date. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Disclosure information pursuant to this section.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the related Due Period, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, EMC, the Securities Administrator, the Master Servicer, the Counterparty or the Custodian of the type described under Item 1119 of Regulation AB, together with a description thereof, no later than the date on which such information is required of other parties hereto as set forth under this Section 3.18.

(vi)  (A) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

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(B)

In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, Master Servicer and Securities Administrator will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Securities Administrator will notify the Depositor and the Master Servicer and such parties will cooperate to prepare any necessary 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Master Servicer. The Depositor and Master Servicer acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(v) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

(b)

In connection with the filing of any Form 10-K hereunder, the Securities Administrator shall sign a certification (a “Form of Back-Up Certification for Form 10-K Certificate,” substantially in the form attached hereto as Exhibit L) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Master Servicer, provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

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(c)

The Securities Administrator shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Section 3.17 and Section 3.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith.

The Depositor shall indemnify and hold harmless the Trustee and the Securities Administrator and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Section 3.16, Section 3.17 and Section 3.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

The Master Servicer shall indemnify and hold harmless the Trustee and the Securities Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under this Section 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee, the Depositor or the Securities Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 3.18 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

(d)

Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 3.16(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

(e)	Notwithstanding the provisions of Section 11.02, this Section 3.18 may be amended without the consent of the Certificateholders.

Section 3.19.  The Company. On the Closing Date, the Company will receive from the Depositor a payment of $5,000.

Section 3.20.  UCC. The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with

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the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. The Trustee agrees to monitor and notify the Depositor if any continuation statements for such Uniform Commercial Code financing statements need to be filed. If directed by the Depositor in writing, the Trustee will file any such continuation statements solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.21.  Optional Purchase of Defaulted Mortgage Loans. (a) With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Company shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however, (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

(b)

If at any time the Company remits to the Master Servicer a payment for deposit in the Distribution Account covering the amount of the Repurchase Price for such a Mortgage Loan, and the Company provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Distribution Account, then the Trustee shall execute the assignment of such Mortgage Loan to the Company at the request of the Company without recourse, representation or warranty and the Company shall succeed to all of the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Company will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.22.  Reserved.

Section 3.23.  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified in writing, as agreed to and executed by the parties hereto, as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Sponsor, or the Depositor or the Securities Administrator for delivery of additional or different information as the Sponsor, the Depositor or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB. All costs, expenses, fees, liabilities, charges and amounts (including legal fees) incurred by the Trustee in connection with this Section 3.23 shall be fully reimbursed to the Trustee pursuant to Section 4.05(l).

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ARTICLE IV

Accounts

Section 4.01.  Protected Accounts. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)

To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)

To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group or Sub-Loan Group, as applicable:

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(i)

Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement which were due during or before the related Due Period, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)

Full Principal Prepayments and any Liquidation Proceeds received by such Servicer with respect to the Mortgage Loans in the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

	(iii)	Partial Principal Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period; and

	(iv)	Any amount to be used as a Monthly Advance.

(d)

Withdrawals may be made from an Account only to make remittances as provided in Section 4.01(c), 4.04 and 4.05; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.04(b) certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

(e)

The Master Servicer shall not itself waive (or authorize a Servicer to waive, unless such Servicer is allowed to waive in accordance with the terms of the related Servicing Agreement) any Prepayment Charge that the Trust would otherwise be entitled to unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. In no event will the Master Servicer itself waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived by the Master Servicer, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge by depositing such amount into the Distribution Account by the immediately succeeding Distribution Account Deposit Date.

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Section 4.02.  [Reserved].

Section 4.03.  [Reserved].

Section 4.04.  Distribution Account. (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)	The Master Servicer and the Securities Administrator will each deposit in the Distribution Account as identified and as received by each of them, the following amounts:

	(i)	Any amounts received from the Servicers and constituting Available Funds;

	(ii)	Any Monthly Advance and any Compensating Interest Payments required to be made by the Master Servicer pursuant to this Agreement;

	(iii)	Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iv)

The Repurchase Price with respect to any Mortgage Loans purchased by the Sponsor pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Sponsor, the Repurchase Price with respect to any Mortgage Loans purchased by the Company pursuant to Section 3.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

	(v)	Any amounts required to be deposited with respect to losses on investments of deposits in an Account;

	(vi)	Any amounts received by the Master Servicer or Securities Administrator, or required to be paid by the Master Servicer, in connection with any Prepayment Charge on the Prepayment Charge Loans; and

	(vii)	Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

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(c)

All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(d)

The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Section 4.05 with respect to the Securities Administrator, the Master Servicer and the Servicers, need not be credited by the Master Servicer or the Servicers to the Distribution Account. Amounts received by the Master Servicer or the Securities Administrator in connection with Prepayment Charges on the Prepayment Charge Loans shall be deposited into the Class XP Reserve Account by such party upon receipt thereof. In the event that the Master Servicer or the Securities Administrator shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

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(e)

The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer. The Master Servicer shall select the Permitted Investments for the funds on deposit in the Distribution Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date, in the case of Permitted Investments for the benefit of the Master Servicer. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

(f)

Any and all investment earnings and losses on amounts on deposit in the Distribution Account shall be for the account of the Master Servicer for a maximum period of seven calendar days. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on behalf of itself. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer based on the Permitted Investments on which such loss is incurred. The Master Servicer shall deposit the amount of any such loss in the Distribution Account within two Business Days of receipt of notification of such loss but not later than the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 4.05.  Permitted Withdrawals and Transfers from the Distribution Account. The Securities Administrator will, from time to time on demand of the Master Servicer (or with respect to clause (l) hereto, on demand of the Trustee, the Securities Administrator or the Custodian), make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements or as the Securities Administrator deems necessary for the following purposes:

(a)

to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan with respect to which such Monthly Advance was made;

(b)

to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

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(c)

to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Section 4.05(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(d)

to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(e)

to pay the Master Servicer or any Servicer from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation;

(f)

to reimburse the Master Servicer or any Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this clause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(g)	to reimburse the Master Servicer or any Servicer for any Nonrecoverable Advance that has not been reimbursed pursuant to clauses (i) and (vi);

(h)	to pay the Master Servicer as set forth in Section 3.14;

(i)	to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

(j)	to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(k)

to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(l)	to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(m)	to remove amounts deposited in error; and

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(n)	to clear and terminate the Distribution Account pursuant to Section 10.01.

(o)

The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis and shall provide a copy to the Securities Administrator, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to clauses (i) through (vi) and (viii) or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.04(b). Reimbursements made pursuant to clauses (vii), (ix), (xi) and (xii) will be allocated between the Loan Groups or Sub-Loan Groups, as applicable, pro rata based on the aggregate Stated Principal Balances of the Mortgage Loans in each Loan Group or Sub-Loan Group, as applicable.

(p)

On each Distribution Date, the Securities Administrator shall distribute the Interest Funds, Principal Funds and Available Funds to the extent on deposit in the Distribution Account for each Loan Group or Sub-Loan Group, as applicable, to the Holders of the related Certificates in accordance with Section 6.01.

Section 4.06.  Reserve Fund. (a) On or before the Closing Date, the Securities Administrator shall establish a Reserve Fund in the name of the Trustee on behalf of the Holders of the Group I Certificates. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be entitled “Reserve Fund, JPMorgan Chase Bank, National Association as Trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2, Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3”. The Securities Administrator shall demand payment of all money payable by the Counterparty under the Cap Contracts. The Securities Administrator shall deposit in the Reserve Fund all payments received by it from the Counterparty pursuant to the Cap Contracts and, prior to distribution of such amounts pursuant to Section 6.01(a), all payments described under the eighth and ninth clauses of Section 6.01(a). On each Distribution Date, the Securities Administrator shall remit amounts received by it from the Counterparty to the Holders of the applicable Group I Certificates in the manner provided in Section 6.01(b).

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(b)

The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation ‘1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2006-2 REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Reserve Fund. For federal income tax purposes, the Class B-IO Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Securities Administrator to distribute amounts under Section 6.01(b) and the eighth and ninth clauses of Section 6.01(a) and shall report items of income, deduction, gain or loss arising therefrom. For federal income tax purposes, amounts distributed to Certificateholders pursuant to the eighth and ninth clauses of Section 6.01(a) will be treated as first distributed to the Class B-IO Certificates and then paid from the Class B-IO Certificateholders to the applicable holders of the Group I Certificates. Amounts in the Reserve Fund shall, at the written direction of the Class B-IO Certificateholder, be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. To the extent that the Class B-IO Certificateholders have provided the Securities Administrator with such written direction to invest such funds in Permitted Investments, on each Distribution Date the Securities Administrator shall distribute all net income and gain from such Permitted Investments in the Reserve Fund to the Class B-IO Certificateholder, not as a distribution in respect of any interest in any 2006-2 REMIC. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class B-IO Certificateholder. Any losses on such Permitted Investments shall not in any case be a liability of the Securities Administrator but an amount equal to such losses shall be given by the Class B-IO Certificateholder to the Securities Administrator out of the Class B-IO Certificateholders’ own funds immediately as realized, for deposit by the Securities Administrator into the Reserve Fund.

Section 4.07.  Class XP Reserve Account. (a) The Securities Administrator shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled “Reserve Account, Wells Fargo Bank, National Association, as Securities Administrator f/b/o Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2, Class XP”. On the Closing Date, the Depositor shall deposit $100 into the Class XP Reserve Account. Funds on deposit in the Class XP Reserve Account shall be held in trust by the Securities Administrator for the holders of the Class XP Certificates. The Class XP Reserve Account will not represent an interest in any REMIC.

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(b)

Any amount on deposit in the Class XP Reserve Account shall be held uninvested. On the Business Day prior to each Distribution Date, the Securities Administrator shall withdraw the amount then on deposit in the Class XP Reserve Account and deposit such amount into the Distribution Account to be distributed to the Holders of the related Class XP Certificates in accordance with Section 6.01(c) and Section 6.02(e), as applicable. The initial $100 deposited in the Class XP Reserve Account shall be applied to the Class XP Certificates on a pro rata basis. In addition, on the earlier of (x) the Business Day prior to the Distribution Date on which all the assets of the Trust Fund are repurchased as described in Section 10.01(a) and (y) the Business Day prior to the Distribution Date occurring in March 2012, the Securities Administrator shall withdraw the amount on deposit in the Class XP Reserve Account, deposit such amount into the Distribution Account and remit such amount to the Securities Administrator and provide written instruction to the Securities Administrator to pay such amount to the related Class XP Certificates in accordance with Section 6.01(c) and Section 6.02(e), as applicable, and following such withdrawal the Class XP Reserve Account shall be closed.

Section 4.08.  Cap Reserve Account. (a) The Securities Administrator shall establish and maintain in the name of the Trustee on behalf of the Trust, for the benefit of the Certificateholders, the Cap Reserve Account as a segregated trust account or accounts.

(b)

All amounts deposited to the Cap Reserve Account pursuant to Section 6.01(b) shall be held by the Securities Administrator in the name of the Trustee on behalf of the Trust, in trust for the benefit of the Group I Offered Certificateholders and the Class I-B-3 Certificateholders in accordance with the terms and provisions of this Agreement. All amounts deposited to the Cap Reserve Account pursuant to Section 6.02(f) shall be held by the Securities Administrator in the name of the Trustee on behalf of the Trust, in trust for the benefit of the Class II-B-1 Certificateholders and the Class II-B-2 Certificateholders in accordance with the terms and provisions of this Agreement.

(c)

The Cap Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation ‘1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2005-1 REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Cap Reserve Account. The Class B-IO Certificateholder shall be the beneficial owner of the Cap Reserve Account, subject to the power of the Securities Administrator to distribute amounts under Section 6.01. Amounts in the Cap Reserve Account shall, at the direction of the Class B-IO Certificateholder, be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or invested in Permitted Investments in the name of the Trustee as selected by the Class B-IO Certificateholder that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Cap Reserve Account by the Class B-IO Certificateholder out of its own funds immediately as realized.

(d)

On each Distribution Date, the Securities Administrator shall distribute amounts on deposit in the Cap Reserve Account to (i) the Holders of the Group I Certificates in accordance with Section 6.01(b) and (ii) the Holders of the Group II Certificates in accordance with Section 6.02(f).

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ARTICLE V

Certificates

Section 5.01.  Certificates. (a) The Depository, the Depositor and the Securities Administrator have entered into a Depository Agreement dated as of the Closing Date (the “Depository Agreement”). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Section 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Securities Administrator shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Securities Administrator cause such Class to become Global Certificates, the Securities Administrator and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b)

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall issue the definitive Certificates.

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In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a definitive Certificate evidencing such Certificate Owner’s interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the definitive Certificate, (ii) the Securities Administrator shall execute and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner’s interest in such Class of Certificates and (iii) the Securities Administrator shall execute a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance of such Class of Certificates by the amount of the definitive Certificates.

Neither the Depositor nor the Securities Administrator shall be liable for any delay in the delivery of any instructions required pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

(c)

(i)  As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” Component I of the Class R Certificates will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC I and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component I of the Class R Certificates. None of the REMIC I Regular Interests will be certificated.

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Class Designation for each REMIC I Interest	Type of Interest	Uncertificated Pass-Through Rate	Initial Uncertificated Principal Balance	Final Maturity Date*
Class Y-1	Regular	Variable(1)	$49,323.00	April 2036
Class Y-2	Regular	Variable(2)	$252,243.00	April 2036
Class Y-3	Regular	Variable(3)	$129,195.60	April 2036
Class Y-4	Regular	Variable (4)	$58,377.49	April 2036
Class Z-1	Regular	Variable(1)	$98,597,038.00	April 2036
Class Z-2	Regular	Variable(2)	$504,263,449.03	April 2036
Class Z-3	Regular	Variable (3)	$258,276,214.09	April 2036
Class Z-4	Regular	Variable(4)	$116,696,592.56	April 2036
Component I of the Class R Certificates	Residual	(5)	$0	April 2036

_______________________

*

The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Sub-Loan Group matures. For federal income tax purposes, for each Class of REMIC I Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)

Interest distributed to REMIC I Regular Interests Y-1 and Z-1 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-1 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(2)

Interest distributed to REMIC I Regular Interests Y-2 and Z-2 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-2 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(3)

Interest distributed to REMIC I Regular Interests Y-3 and Z-3 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-3 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(4)

Interest distributed to REMIC I Regular Interests Y-4 and Z-4 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-4 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(5)	Component I of the Class R Certificates will not bear interest.

(ii)  As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group I Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” Component II of the Class R Certificates will represent the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC II and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component II of the Class R Certificates. None of the REMIC II Regular Interests will be certificated.

Class Designation for each REMIC II Interest	Type of Interest	Uncertificated Pass-Through Rate	Initial Uncertificated Principal Balance	Final Maturity Date*
LT1	Regular	Variable(1)	$671,817,106.43	April 2036
LT2	Regular	Variable(1)	$19,186.53	April 2036
LT3	Regular	0.00%	$48,006.70	April 2036
LT4	Regular	Variable(2)	$48,006.70	April 2036
Component II of the Class R Certificates	Regular	(3)	$0	April 2036

——————————

*

The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group matures. For federal income tax purposes, for each Class of REMIC II Interests, the “latest possible maturity date” shall be the Final Maturity Date.

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(1)	REMIC II Regular Interests LT1 and LT2 will bear interest at a variable rate equal to the weighted average of the Net Rates on the Group I Mortgage Loans.

(2)	REMIC II Regular Interest LT4 will bear interest at a variable rate equal to twice the weighted average of the Net Rates on the Group I Mortgage Loans.

(3)	Component II of the Class R Certificates will not bear interest.

(iii)  As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” Component III of the Class R Certificates will represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC III and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component III of the Class R Certificates.

Class Designation for each REMIC III Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
II-1A-1	Regular	$84,342,000	(1)
II-1A-2	Regular	$7,152,000	(1)
II-2A	Regular	$467,938,000	(2)
II-3A	Regular	$239,671,000	(3)
II-4A	Regular	$108,290,000	(4)
II-B-1	Regular	$27,392,000	(5)
II-B-2	Regular	$15,164,000	(5)
II-B-3	Regular	$9,783,000	(5)
II-B-4	Regular	$7,827,000	(5)
II-B-5	Regular	$6,359,000	(5)
II-B-6	Regular	$4,404,434	(5)
Component III of the Class R Certificates	Residual	$0	(6)

——————————

(1)	REMIC III Regular Interests II-1A-1 and II-1A-2 will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans.

(2)	REMIC III Regular Interest II-2A will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans.

(3)	REMIC III Regular Interest II-3A will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans.

(4)	REMIC III Regular Interest II-4A will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-4 Mortgage Loans.

(5)

REMIC III Regular Interests II-B-1, II-B-2, II-B-3, II-B-4, II-B-5 and II-B-6 will bear interest at a variable rate equal to the weighted average of the weighted average of the Net Rates in each Sub-Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Sub-Loan Group, the Certificate Principal Balance of the related Classes of Senior Certificates.  For purposes of the REMIC provisions, the foregoing rate will be the weighted average of the Uncertificated Pass-through Rate for each of the Class Y Regular Interests.

(6)	Component III of the Class R Certificates will not bear interest.

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(iv)  As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests and the REMIC III Regular Interests and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” Component IV of the Class R Certificates will represent the sole Class of “residual interests” in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate (which is also the Pass-Through Rate for the Related Certificates) and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC IV, and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component IV of the Class R Certificates.

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Class Designation for each REMIC IV Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
I-1A-1	Regular	$533,514,000	(1)
I-1A-2	Regular	$67,193,000	(1)
II-1A-1	Regular	$84,342,000	(2)
II-1A-2	Regular	$7,152,000	(2)
II-2A-1	Regular	$431,361,000	(3)
II-2A-2	Regular	$36,577,000	(3)
II-2X-1	Regular	$0	(4)
II-3A-1	Regular	$220,937,000	(5)
II-3A-2	Regular	$18,734,000	(5)
II-3X-1	Regular	$0	(6)
II-4A-1	Regular	$99,825,000	(7)
II-4A-2	Regular	$8,465,000	(7)
II-4X-1	Regular	$0	(8)
II-B-1	Regular	$27,392,000	(9)
II-B-2	Regular	$15,164,000	(9)
II-X-B1	Regular	$0	(10)
II-X-B2	Regular	$0	(11)
II-B-3	Regular	$9,783,000	(12)
II-B-4	Regular	$7,827,000	(12)
II-B-5	Regular	$6,359,000	(12)
II-B-6	Regular	$4,404,434	(12)
I-M-1	Regular	$25,533,000	(13)
I-M-2	Regular	$16,462,000	(13)
I-B-1	Regular	$11,423,000	(14)
I-B-2	Regular	$3,360,000	(14)
I-B-3	Regular	$5,039,000	(14)
I-XP	Regular	$0	(15)
II-XP	Regular	$0	(15)
B-IO-I and B-IO-P	Regular	$3,359,662	(16)
Component IV of the Class R Certificates	Residual	$0	(17)

——————————

(1)	REMIC IV Regular Interests I-1A-1 and I-1A-2 will bear interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.

(2)

The Class II-1A-1 REMIC IV Regular Interest and the Class II-1A-2 REMIC IV Regular Interest will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans.

(3)

On or prior to the Distribution Date in January 2011, REMIC IV Regular Interests II-2A-1 and II-2A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans minus 0.254% per annum. After the Distribution Date in January 2011, REMIC IV Regular Interests II-2A-1 and II-2A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans.

(4)

On or prior to the Distribution Date in January 2011, REMIC IV Regular Interest II-2X-1 will bear interest at a fixed Pass Through Rate equal to 0.254% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interests II-2A-1 and II-2A-2. After the Distribution Date in January 2011, REMIC IV Regular Interest II-2X-1 will not bear any interest.

(5)

On or prior to the Distribution Date in December 2010, REMIC IV Regular Interests II-3A-1 and II-3A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans minus 0.224% per annum. After the Distribution Date in December 2010, REMIC IV Regular Interests II-3A-1 and II-3A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans.

(6)

On or prior to the Distribution Date in December 2010, REMIC IV Regular Interest II-3X-1 will bear interest at a fixed Pass Through Rate equal to 0.224% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interests II-3A-1 and II-3A-2. After the Distribution Date in December 2010, REMIC IV Regular Interest II-3X-1 will not bear any interest.

(7)

On or prior to the Distribution Date in January 2012, REMIC IV Regular Interests II-4A-1 and II-4A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-4 Mortgage Loans minus 0.142% per annum. After the Distribution Date in January 2012, REMIC IV Regular Interests II-4A-1 and II-4A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-4 Mortgage Loans.

(8)

On or prior to the Distribution Date in January 2012, REMIC IV Regular Interest II-4X-1 will bear interest at a fixed Pass Through Rate equal to 0.142% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interests II-4A-1 and II-4A-2. After the Distribution Date in January 2012, REMIC IV Regular Interest II-4X-1 will not bear any interest.

(9)	REMIC IV Regular Interests II-B-1 and II-B-2 will bear interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 10.50% and (iii) the related Net Rate Cap.

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(10)

REMIC IV Regular Interest II-X-B1 will bear interest based on the notional amount and excess, if any, of (i) the related Net Rate Cap over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-1 related Margin and (b) 10.50%.

(11)

REMIC IV Regular Interest II-X-B2 will bear interest based on the notional amount and excess, if any, of (i) the related Net Rate Cap over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-2 related Margin and (b) 10.50%.

(12)

REMIC IV Regular Interests II-B-3, II-B-4, II-B-5 and II-B-6 will bear interest at a variable rate equal to the weighted average of the Net Rate of the Mortgage Loans in Loan Group II weighted in proportion to the results of subtracting from the aggregate principal balance of Loan Group II, the Certificate Principal Balance of the related Classes of Senior Certificates. For federal income tax purposes, the interest rate on each foregoing REMIC IV Regular Interest is equal to the interest rate on the REMIC III Regular Interest bearing the same alphanumeric class designation.

(13)	REMIC IV Regular Interests I-M-1 and I-M-2 will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.

(14)	REMIC IV Regular Interests I-B-1, I-B-2 and I-B-3 will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.

(15)

The Class XP Certificates will not bear any interest. The Class XP Certificates will be entitled to receive Prepayment Charges collected with respect to the Prepayment Charge Loans. The Class XP Certificates will not represent an interest in any REMIC, they will instead represent an interest in the Trust constituted by this Agreement that is a strip of Prepayment Charges associated with the Prepayment Charge Loans.

(16)

The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. Amounts paid, or deemed paid, to the Class B-IO Certificates shall be deemed to first be paid to REMIC IV Regular Interest B-IO-I in reduction of accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and shall then be deemed paid to REMIC IV Regular Interest B-IO-P in reduction of the principal balance thereof.

(17)	Component IV of the Class R Certificates will not bear interest.

(v)  As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class R-X Certificates will represent the sole Class of “residual interests” in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for the single “regular interest” in REMIC V and the designation and Certificate Principal Balance of the Class R-X Certificates.

Class Designation for each REMIC V Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
B-IO	Regular	$3,359,662	(1)
Class R-X Certificates	Residual	$0	(2)

(1)

The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. The REMIC V Regular Interest will not have an Uncertificated Pass-Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on REMIC IV Regular Interests B-IO-I and B-IO-P.

(2)	The Class R-X Certificates will not bear interest.

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(d)

Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the “latest possible maturity date” for the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests, REMIC V Regular Interest and the Certificates.

(e)

With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates (other than the Residual Certificates or the Class B-IO Certificates), interest shall be calculated, on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Certificate Principal Balance of such Class applicable to such Distribution Date. With respect to each Distribution Date and the Class B-IO Certificates, interest shall be calculated, on the basis of a 360-day year consisting of twelve 30-day months, based upon the Pass-Through Rate set forth, or determined as provided, above and the Notional Amount of such Class applicable to such Distribution Date.

(f)

The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5-1, A-5-2, A-6, A-7, A-8, A-9, A-10, A-11, A-12 and A-13. On original issuance, the Securities Administrator shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Securities Administrator may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

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(g)

Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates, $100,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $100,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. On the Closing Date, the Securities Administrator shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance of such Class on the Closing Date. The Group II Non-offered Subordinate Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Group II Non-offered Subordinate Certificate of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class R Certificates shall each be issued in certificated fully-registered form in the denomination of $100. The Class R-X Certificates shall each be issued in certificated fully-registered form with no denomination. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. On the Closing Date, the Securities Administrator shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Certificate Principal Balance of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository’s instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Securities Administrator shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Securities Administrator by one or more authorized signatories, each of whom shall be Responsible Officers of the Securities Administrator or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Securities Administrator or its agent at the time of issuance shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

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(h)

No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Securities Administrator or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

(i)	The Closing Date is hereby designated as the “startup” day of each 2006-2 REMIC within the meaning of Section 860G(a)(9) of the Code.

(j)	For federal income tax purposes, each 2006-2 REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

(k)

The Trustee on behalf of the Trust shall cause each 2006-2 REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

(l)

The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A

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DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Section 5.02.  gistration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)

Subject to Section 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose, the Securities Administrator shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

(c)

By acceptance of a Private Certificate or a Residual Certificate, whether upon original issuance or subsequent transfer, each holder of such Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Section 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Private Certificate or a Residual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

(i)

The Securities Administrator shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

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(ii)

The Securities Administrator shall register the transfer of any Individual Certificate if (x) the transferor has advised the Securities Administrator in writing that the Certificate is being transferred to an Institutional Accredited Investor along with facts surrounding the transfer as set forth in Exhibit F-3 hereto; and (y) prior to the transfer the transferee furnishes to the Securities Administrator an Investment Letter (and the Securities Administrator shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Securities Administrator to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Securities Administrator shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

(d)

So long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

(i)

In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(ii).

(ii)

In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i).

(iii)

In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

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(iv)

No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

(e)

Subject to Section 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

	(i)	A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)

A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A Certificate or comparable evidence as to its QIB status.

(iii)

A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(f)	(i)

Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

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(ii)

Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(g)	The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

(h)

Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office of the Securities Administrator, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office of the Securities Administrator, sign, countersign and deliver at the Corporate Trust Office of the Securities Administrator, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office of the Securities Administrator by the registered holder in person, or by a duly authorized attorney-in-fact.

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(i)

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Securities Administrator; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Securities Administrator in writing. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall sign and countersign and the Securities Administrator shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(j)

If the Securities Administrator so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Securities Administrator, duly executed by the holder thereof or his or her attorney duly authorized in writing.

(k)

No service charge shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(l)

The Securities Administrator shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Exchange Act, and thereafter may destroy such Certificates.

Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates. (a) If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator such security or indemnity as it may require to save it harmless, and (iii) the Securities Administrator has not received notice that such Certificate has been acquired by a third Person, the Securities Administrator shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Securities Administrator and shall be of no further effect and evidence no rights.

(b)

Upon the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

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Section 5.04.  Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Securities Administrator nor any agent of the Depositor or the Securities Administrator shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

Section 5.05.  Transfer Restrictions on Residual Certificates. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Sponsor, which cannot be unreasonably withheld. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Sponsor and the Securities Administrator with an affidavit that the proposed transferee is a Permitted Transferee (and an affidavit that it is a U.S. Person, unless, in the case of a Class R Certificate only, the Tax Matters Person and the Sponsor consent to the transfer to a person who is not a U.S. Person) as provided in Section 5.05(b).

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(b)

No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Securities Administrator and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Section 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Section 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Securities Administrator, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Section 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Securities Administrator and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

(c)

The Class R-X Certificates (including a beneficial interest therein) and, unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person’s sole discretion), the Class R Certificates (including a beneficial interest therein), may not be purchased by or transferred to any person who is not a United States Person.

(d)

By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person if it is the Holder of the largest percentage interest of such Certificate, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

Section 5.06.  Restrictions on Transferability of Certificates. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or “Blue Sky” laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Securities Administrator an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Securities Administrator may require an Opinion of Counsel addressed to the Securities Administrator that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Securities Administrator or the Trust Fund.

(b)	The Private Certificates shall each bear a Securities Legend.

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Section 5.07.  ERISA Restrictions. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA or Section 4975 of the Code (a “Plan”), or by a person using “plan assets” of a Plan, unless the proposed transferee provides the Securities Administrator, with an Opinion of Counsel addressed to the Master Servicer and the Securities Administrator (upon which they may rely) that is satisfactory to the Securities Administrator, which opinion will not be at the expense of the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken in the Agreement.

(b)

Unless such Person has provided an Opinion of Counsel in accordance with Section 5.07(a), any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Securities Administrator, and any Person acquiring an interest in a Private Certificate in definitive form shall represent in writing to the Securities Administrator, that it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, or with “plan assets” of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code.

(c)

Each beneficial owner of a Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-1, Class II-B-2, Class II-B-3, Class II-X-B1, Class II-X-B2 or Class II-X-B3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) such Certificate is rated at least “BBB-” or its equivalent by Fitch, S&P or Moody’s, (ii) such beneficial owner is not a Plan or investing with “plan assets” of any Plan, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

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(d)

Neither the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Sections (a), (b) or (c) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. The Securities Administrator shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 5.08.  Rule 144A Information. For so long as any Private Certificates are outstanding, (1) the Sponsor will provide or cause to be provided to any holder of such Private Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Sponsor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Private Certificates conducted in accordance with Rule 144A.

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ARTICLE VI

Payments to Certificateholders

Section 6.01.  Distributions on the Group I Certificates. (a) On each Distribution Date, with respect to Loan Group I, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Securities Administrator from the Distribution Account in respect of Loan Group I to the extent of funds on deposit therein and distributed in the following order of priority:

First, Interest Funds will be distributed, in the following manner and order of priority:

1.

From Interest Funds, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount due each such Class;

2.	From remaining Interest Funds, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, sequentially, in that order, the Current Interest for each such Class;

3.

Any Excess Spread, to the extent necessary to cause the Overcollateralization Amount to equal to the Overcollateralization Target Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with second (A) and (B) below; and

4.	Any Remaining Excess Spread will be applied, together with the Overcollateralization Release Amount, as Excess Cashflow pursuant to clauses Third through Thirteenth below.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated as set forth in the definition of Current Interest herein.

Second, to pay as principal on the Certificates entitled to payments of principal, in the following order of priority:

(B)	For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from Principal Funds and the Extra Principal Distribution Amount for such Distribution Date:

1.

To the Class I-1A-1 Certificates and Class I-1A-2 Certificates, an amount equal to the Principal Distribution Amount will be distributed pro rata between the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

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	2.	To the Class I-M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

	3.	To the Class I-M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

	4.	To the Class I-B-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

	5.	To the Class I-B-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

	6.	To the Class I-B-3 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

(C)	For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from Principal Funds and the Extra Principal Distribution Amount for such Distribution Date:

1.

To the Class I-1A-1 Certificates and Class I-1A-2 Certificates, from the Principal Distribution Amount, an amount equal to the Class I-A Principal Distribution Amount will be distributed pro rata between the Class I-1A-1 Certificates and the Class I-1A-2 Certificates in accordance with their respective Certificate Principal Balances until the Certificate Principal Balance of each such Class is reduced to zero;

	2.	To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

	3.	To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

	4.	To the Class I-B-1 Certificates, from any remaining Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

5.

To the Class I-B-2 Certificates, from any remaining Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

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6.	To the Class I-B-3 Certificates, from any remaining Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

Third, from any remaining Excess Cashflow, the following amounts to each Class of Class I-A Certificates, on a pro rata basis in accordance with the respective amounts owed to each such Class: (a) any Interest Carry Forward Amount to the extent not paid pursuant to clause First 1 above and then (b) any Unpaid Realized Loss Amount, in each case for each such Class for such Distribution Date;

Fourth, from any remaining Excess Cashflow, the following amounts to the Class I-M-1 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Fifth, from any remaining Excess Cashflow, the following amounts to the Class I-M-2 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Sixth, from any remaining Excess Cashflow, the following amounts to the Class I-B-1 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Seventh, from any remaining Excess Cashflow, the following amounts to the Class I-B-2 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Eighth, from any remaining Excess Cashflow, the following amounts to the Class I-B-3 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Ninth, from any remaining Excess Cashflow, to each Class of Class I-A Certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carryforward Amount (remaining unpaid after payments are made under the related Cap Contracts) for each such Class for such Distribution Date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to each such Class;

Tenth, from any remaining Excess Cashflow, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carryforward Amount (remaining unpaid after payments are made under the related Cap Contracts), in each case for such Class for such Distribution Date;

Eleventh, from any remaining Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount for such Distribution Date;

Twelfth, from any remaining Excess Cashflow, to the Class B-IO Certificates, any unreimbursed Class B-IO Advanced Amounts; and

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Thirteenth, any remaining amounts to the Class R Certificates.

All payments of amounts in respect of Basis Risk Shortfall or Basis Risk Shortfall Carryforward Amount made pursuant to the provisions of this paragraph (a) shall, for federal income tax purposes, be deemed to have been distributed from REMIC V to the holder of the Class B-IO Certificates, and then paid outside of any 2006-2 REMIC to the recipients thereof pursuant to an interest rate cap contract. By accepting their Certificates the holders of the Certificates agree so to treat such payments for purposes of filing their income tax returns.

(b)

On each Distribution Date, the related Cap Contract Payment Amount with respect to such Payment Date shall be distributed in the following order of priority, in each case to the extent of amounts available:

(i)

first, to the holders of the related Class or Classes of Certificates, the payment of any Basis Risk Shortfall or Basis Risk Shortfall Carry Forward Amount for such Distribution Date to the extent not covered by Excess Cashflow for such Distribution Date;

(ii)

second, from any remaining amounts, the payment of an amount equal to any Current Interest and Interest Carry Forward Amount for the related Class or Classes of Certificates to the extent not covered by Interest Funds or Excess Cashflow on such Distribution Date;

(iii)

third, from any remaining amounts, available from the Cap Contracts relating to the Class I-A Certificates, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, to the extent not paid pursuant to clauses (i) or (ii) above; and

	(iv)	fourth, for deposit into the Cap Reserve Account, any remaining amount.

On each Distribution Date, amounts on deposit in the Cap Reserve Account will be allocated first to the Class I-A Certificates, pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such Class for such Distribution Date, and then to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount, in each case, for such Class and for such Distribution Date to the extent not covered by Excess Cashflow on such Distribution Date.

All Cap Contract Payment Amounts made with respect to Current Interest and Interest Carry Forward Amounts will be treated, for federal income tax purposes, as reimburseable advances (“Class B-IO Advances”) made from the holder of the Class B-IO Certificates. Such Class B-IO Advances will be paid back to the holder of the Class B-IO Certificate pursuant to Section 6.01(a).

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(c)

On each Distribution Date, all amounts transferred from the Class XP Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans with respect to the Group I Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Holders of the Class I-XP Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.

(d)

The expenses and fees of the Trust shall be paid by each of the 2006-2 REMICs, to the extent that such expenses relate to the assets of each of such respective 2006-2 REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-2 REMICs.

Section 6.02.  Distributions on the Group II Certificates. (a) Interest and principal (as applicable) on the Group II Certificates of each Certificate Group will be distributed by the Securities Administrator monthly on each Distribution Date, commencing in April 2006, in an amount equal to the Available Funds for the related Sub-Loan Group on deposit in the Distribution Account in respect of each Sub-Loan Group in Loan Group II for such Distribution Date. On each Distribution Date, the Available Funds for each Sub-Loan Group in Loan Group II on deposit in the Distribution Account shall be distributed as follows:

(A)	on each Distribution Date, the Available Funds for Sub-Loan Group II-1 will be distributed to the Class II-1A-1 Certificates and Class II-1A-2 Certificates as follows:

first, to the Class II-1A-1 Certificates and the Class II-1A-2 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-1A-1 Certificates and the Class II-1A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-1; and

third, to the Class II-1A-1 Certificates and the Class II-1A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-1 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-1, until the Certificate Principal Balance of each such Class has been reduced to zero.

(B)	on each Distribution Date, the Available Funds for Sub-Loan Group II-2 will be distributed to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates as follows:

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first, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-2; and

third, to the Class II-2A-1 Certificates and the Class II-2A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-2 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-2, until the Certificate Principal Balance of each such Class has been reduced to zero.

(C)	on each Distribution Date, the Available Funds for Sub-Loan Group II-3 will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

first, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-3; and

third, to the Class II-3A-1 Certificates and the Class II-3A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-3 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-3, until the Certificate Principal Balance of each such Class has been reduced to zero.

(D)	on each Distribution Date, the Available Funds for Sub-Loan Group II-4 will be distributed to the Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates as follows:

first, to the Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-4A-1, Class II-4A-2 and Class II-4X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-4; and

third, to the Class II-4A-1 Certificates and the Class II-4A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-4 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-4, until the Certificate Principal Balance of each such Class has been reduced to zero.

(E)

Except as provided in clauses (F) and (G) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of any remaining Available Funds for all Loan Groups in Loan Group II after the distributions in clauses (A) through (D) above will be distributed sequentially, in the following order, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order:

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(i)   on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-1 Certificates and the Class II-X-B1 Certificates as follows:

first, to the Class II-B-1 Certificates and the Class II-X-B1 Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-B-1 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-1 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B1 Certificates for such Distribution Date;

third, to the Class II-B-1 Certificates and Class II-X-B1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each Class, to the extent of remaining Available Funds;

fourth, to the Class II-B-1 Certificates its Allocable Share for such Distribution Date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

(ii)   on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-2 Certificates and the Class II-X-B2 Certificates as follows:

first, to the Class II-B-2 Certificates and the Class II-X-B2 Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-B-2 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-2 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B2 Certificates for such Distribution Date;

third, to the Class II-B-2 Certificates and Class II-X-B2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each Class, to the extent of remaining Available Funds;

fourth, to the Class II-B-2 Certificates its Allocable Share for such Distribution Date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

(iii) on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c)

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such Class’s Allocable Share for such Distribution Date, in each case, to the extent of remaining Available Funds for all Sub-Loan Groups in Loan Group II.

(F)          On each Distribution Date prior to the Cross-Over Date, but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group to zero, the remaining Certificate Groups related to the Group II Mortgage Loans will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group related to the Group II Mortgage Loans immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Group II Senior Certificates’ respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Group II Mortgage Loan in the Sub-Loan Group or Sub-Loan Groups relating to any fully paid Certificate Group. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Distribution Amount in accordance with priority third in clauses (A) through (D) above, as applicable, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages for each Sub-Loan Group in Loan Group II on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages for each Sub-Loan Group in Loan Group II and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Certificates in accordance with this clause will not be made and 100% of the Principal Prepayments on any Group II Mortgage Loan in the Sub-Loan Group relating to the fully paid Certificate Group or Certificate Groups related to the Group II Mortgage Loans will be allocated to the Group II Subordinate Certificates.

(G)         For any Undercollateralized Certificate Group on any Distribution Date prior to the Cross-Over Date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to the Group II Senior Certificates of such Undercollateralized Certificate Group on a pro rata basis in accordance with their respective Certificate Principal Balances in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is an amount equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans in the related Sub-Loan Group and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such Distribution Date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to one month’s interest at a rate equal to the related Pass-Through Rate for such Distribution Date on the related Undercollateralized Amount. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated in reverse order of their respective numerical designations,

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commencing with the Class II-B-6 Certificates. If there exists more than one Undercollateralized Certificate Group on a Distribution Date, amounts distributable to such Undercollateralized Certificate Groups pursuant to this clause will be allocated between such Undercollateralized Certificate Groups, pro rata, based upon their respective Undercollateralized Amounts.

(H)         If, after distributions have been made pursuant to priorities first and second of clauses (A) through (D) above on any Distribution Date, the remaining Available Funds for any Sub-Loan Group in Loan Group II is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for such Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for such Sub-Loan Group will be distributed as principal among the related Classes of Group II Senior Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances.

(I)           On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, will be distributed to the Class R Certificates; provided that if on any Distribution Date there are any Available Funds for any Sub-Loan Group in Loan Group II remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Group II Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all Classes of Group II Senior Certificates have been paid in full, before any Available Funds are distributed in accordance with this clause to the Class R Certificates.

(J)           On each Distribution Date, Carry Forward Shortfall Amounts, to the extent not covered by the related Cap Contract, (i) with respect to the Class II-B-1 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B1 Certificates, and (ii) with respect to the Class II-B-2 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B2 Certificates.

(b)          No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Certificate Principal Balance of such Certificate has been reduced to zero.

(c)          If on any Distribution Date the Available Funds for the Group II Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated to the holders of the Class of Senior Certificates in such Certificate Group on a pro rata basis in accordance with the amount of Accrued Certificate Interest for that Distribution Date absent such shortfalls. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing

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compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

(d)          The expenses and fees of the Trust shall be paid by each of the 2006-2 REMICs, to the extent that such expenses relate to the assets of each of such respective 2006-2 REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-2 REMICs.

(e)          On each Distribution Date, all amounts transferred from the Class XP Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans with respect to the Group II Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Holders of the Class II-XP Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.

(f)           On each Distribution Date, the related Cap Contract Payment Amount with respect to such Payment Date shall be distributed in the following order of priority, in each case to the extent of amounts available:

(i)           The Cap Contract Payment Amount with respect to the Class II-B-1 Certificates will be allocated as follows:

first, to the payment of any Carry Forward Shortfall Amount for such Distribution Date;

second, to payments of any Current Interest and Interest Carry Forward Amount on such Distribution Date; and

third, from any remaining amounts, to payment on the Class II-X-B1 Certificates.

(ii)          The Cap Contract Payment Amount with respect to the Class II-B-2 Certificates will be allocated as follows:

first, to the payment of any Carry Forward Shortfall Amount for such Distribution Date;

second, to payments of any Current Interest and Interest Carry Forward Amount on such Distribution Date; and

third, from any remaining amounts, to payment on the Class II-X-B2 Certificates.

Section 6.03.  Allocation of Losses and Subsequent Recoveries on the Group I Certificates. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Group I Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer. Any Realized Losses with respect to the Group I Mortgage Loans shall be applied on each Distribution Date after the distributions provided for in Section 6.01, in reduction of the

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Certificate Principal Balance of the Class or Classes of Group I Certificates to the extent provided in the definition of Applied Realized Loss Amount.

(b)          In addition, in the event that the Master Servicer or the Securities Administrator receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Distribution Account pursuant to Section 4.01(c)(ii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group I Subordinate Certificates with the highest payment priority to which Applied Realized Loss Amounts have been allocated, but not by more than the amount of Applied Realized Loss Amounts previously allocated to that Class of Group I Subordinate Certificates. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group I Certificates, beginning with the Class of Group I Certificates with the next highest payment priority, up to the amount of such Applied Realized Loss Amounts previously allocated to such Class or Classes of Group I Certificates. Notwithstanding the forgoing, any Subsequent Recoveries will be allocated to the Group I Senior Certificates to the extent of any Applied Realized Loss Amounts before being applied to the Group I Subordinate Certificates. Holders of such Group I Certificates will not be entitled to any payments in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group I Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.04.   Allocation of Losses and Subsequent Recoveries on the Group II Certificates. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Group II Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer.

(b)          With respect to any Group II Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group II Mortgage Loan in a Sub-Loan Group shall be allocated as follows:

first, to the Class II-B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class II-B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class II-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class II-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class II-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

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sixth, to the Class II-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

seventh, to the Senior Certificates in the related Certificate Group until the Certificate Principal Balances thereof has been reduced to zero in accordance with clause (d) below;

(c)          Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of (i) Group II Subordinated Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates in as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II Mortgage Loans as of the first day of the month of such Distribution Date and (ii) Group II Senior Certificates in a Certificate Group to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Group II Senior Certificates in such Certificate Group as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans in the related Sub-Loan Group in Loan Group II on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II Mortgage Loans in such Sub-Loan Group as of the first day of the month of such Distribution Date (each such limitation in clause (i) and (ii), the “Loss Allocation Limitation”).

(d)          The principal portion of any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. The principal portion of any allocation of Realized Losses shall be accomplished by reducing the Certificate Principal Balance of the related Group II Certificates on the related Distribution Date. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-1 Certificates will be allocated first to the Class II-1A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-1A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-2 Certificates will be allocated first to the Class II-2A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-3 Certificates will be allocated first to the Class II-3A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-3A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-4 Certificates will be allocated first to the Class II-4A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-4A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. Once the aggregate Certificate Principal Balance of the Certificates in a Certificate Group been reduced to zero, the principal portion of Realized Losses on the Mortgage Loans in the related Sub-Loan Group (if any) that are not allocated to the Subordinate Certificates pursuant to Section 6.02.2(b) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining

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Group II Senior Certificates of the other Certificate Groups, pro rata based upon their respective Certificate Principal Balances.

(e)          Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(f)           On each Distribution Date, the Securities Administrator shall determine the Subordinate Certificate Writedown Amount. Any Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Class II-B Certificates in the reverse order of their numerical Class designations.

(g)          The applicable Senior Percentage of Net Interest Shortfalls will be allocated among the Group II Senior Certificates in the related Group II Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Net Interest Shortfall will be allocated among the Group II Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of any Realized Losses with respect to the Group II Mortgage Loans occurring on or prior to the Cross-Over Date will be allocated to the Class II-B Certificates in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates in the related Group II Certificate Group on a pro rata basis in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such Realized Losses.

(h)          In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Distribution Account pursuant to Section 4.01(c)(ii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group II Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Group II Subordinate Certificates pursuant to this Section 6.02.2. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group II Subordinate Certificates, beginning with the Class of Group II Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class or Classes of Group II Certificates pursuant to this Section 6.02.2. Holders of such Certificates will not be entitled to any payments in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group II Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.05.  Cross-Collateralization. Notwithstanding the foregoing, on any Distribution Date on which the Certificate Principal Balance of the Group I Subordinate Certificates or the Group II Subordinate Certificates have been reduced to zero and a Realized

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Loss that is a Special Hazard Loss is to be allocated to the related Senior Certificates, such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balance thereof.

Section 6.06.     Payments. (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. The Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)          Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

Section 6.07.     Statements to Certificateholders. On each Distribution Date, concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder, via the Securities Administrator’s internet website as set forth below, the following information, expressed in the aggregate and as a Fractional Undivided Interest representing an initial Certificate Principal Balance of $1,000, or in the case of the Class II-X Certificates and the Class B-IO Certificates, an initial Notional Amount of $1,000:

(a)          the Certificate Principal Balance or Notional Amount, as applicable, of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(b)          the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(c)          the Pass-Through Rate for each applicable Class of Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

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(d)          the amount of such distribution to Holders of each Class allocable to interest;

(e)          the applicable accrual periods dates for calculating distributions and general distribution dates;

(f)          the total cash flows received and the general sources thereof;

(g)          the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

(h)          the amount of any Cap Contract Payment Amount payable to the Securities Administrator;

(i)           with respect to each Loan Group, the amount of such distribution to each Certificate allocable to interest and, with respect to the Group I Certificates, the portion thereof, if any, provided by the Cap Contract;

(j)           the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates;

(k)          with respect to each Loan Group, the aggregate of the Stated Principal Balance of (A) all of the Mortgage Loans and (B) the Adjustable Rate Mortgage Loans, for the following Distribution Date;

(l)           the number and Outstanding Principal Balance of the Mortgage Loans in each Loan Group that were Delinquent (exclusive of any Mortgage Loan in foreclosure) in respect of which (A) one Scheduled Payment is Delinquent, (B) two Scheduled Payments are Delinquent, (C) three or more Scheduled Payments are Delinquent and (D) foreclosure proceedings have been commenced, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

(m)         with respect to each Loan Group, the amount of Monthly Advances included in the distribution on such Distribution Date (including the general purpose of such Monthly Advances);

(n)          with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts to date;

(o)          if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(p)          with respect to each Loan Group and with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and aggregate Stated Principal

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Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(q)          with respect to each Loan Group, the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(r)           with respect to each Loan Group, the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, and (2) Adjustable Rate Mortgage Loans;

(s)           the Realized Losses during the related Due Period and the cumulative Realized Losses through the end of the preceding month;

(t)          whether a Trigger Event exists;

(u)          updated pool composition data including the following with respect to each Loan Group: weighted average mortgage rate and weighted average remaining term;

(v)          with respect to each Loan Group, information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund, if applicable;

(w)         any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund;

(x)          the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(y)          the amount of the distribution made on such Distribution Date to the Holders of the Class XP Certificates allocable to Prepayment Charges.

The Depositor covenants that if there is a material change in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund it will notify the Securities Administrator five calendar days before each Distribution Date, and if no such notification occurs, the Securities Administrator has no obligation to report with respect to (y). The Depositor covenants to the Securities Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities Administrator will only be responsible in (x) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

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The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator and the Master Servicer by the Servicer and the Counterparty. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

To the extent timely received from the Securities Administrator, the Trustee will also make monthly statements available each month to Certificateholders via the Trustee’s internet website. The Trustee’s internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the Trustee’s website service can be obtained by calling the Trustee’s customer service desk at (877) 722-1095.

Within a reasonable period of time after the end of the preceding calendar year beginning in 2006, the Securities Administrator will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(i) and (a)(ii) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

Section 6.08.    Monthly Advances. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer, as successor servicer, shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement; provided, however, that if the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Distribution Account Deposit Date, the Master Servicer shall not be obligated to make such advance and shall present

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an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 6.09.     Compensating Interest Payments. The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicer Compensation for such Distribution Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

Section 6.10.     Distributions on REMIC Regular Interests. (a) On each Distribution Date, the Securities Administrator shall be deemed to distribute to the Trustee on behalf of REMIC III as the holder of the REMIC I Regular Interests and REMIC II Regular Interests, those portions of the REMIC I Distribution Amount not designated to Component I of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC I Distribution Amount and those portions of the REMIC II Distribution Amount not designated to Component II of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC II Distribution Amount.

(b)          On each Distribution Date, the Securities Administrator shall be deemed to distribute to the Trustee on behalf of REMIC IV as the holder of the REMIC III Regular Interests, those portions of the REMIC III Distribution Amount not designated to Component III of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC III Distribution Amount.

(c)          On each Distribution Date, the Securities Administrator shall be deemed to distribute the REMIC IV Distribution Amount to: (i) the holders of the Certificates (other than the Class B-IO Certificates), as the holders of the REMIC IV Interests (other than REMIC IV Regular Interests B-IO-I and B-IO-P) and (ii) itself on behalf of REMIC V, as the holder of REMIC IV Regular Interests B-IO-I and B-IO-P, in the amounts and in accordance with the priorities set forth in the definition of REMIC IV Distribution Amount.

(d)          On each Distribution Date, the Securities Administrator shall be deemed to distribute to the holder of the Class B-IO Certificates, as the holder of REMIC V Regular Interest, the amounts set forth in the definition of REMIC V Distribution Amount.

(e)          Notwithstanding the deemed distributions on the REMIC Regular Interests described in this Section 6.07, distributions of funds from the Distribution Account shall be made only in accordance with Sections 6.01 and 6.02.

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ARTICLE VII

The Master Servicer

Section 7.01.     Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02.     Merger or Consolidation of the Master Servicer. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)          Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03.    Indemnification of the Trustee, the Master Servicer and the Securities Administrator. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreements, the Assignment Agreements or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Trustee’s failure to give any such notice shall not affect the Trustee’s right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)          The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer’s indemnification pursuant to Section 7.03(a).

Section 7.04.     Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

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(a)          Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)          The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)          The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)          The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05. Nothing in this Section 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01(a).

(e)          In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

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(f)           The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

Section 7.05.    Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Company or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies upon its receipt of written notice of the resignation of the Master Servicer.

Section 7.06.    Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 7.07.     Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee (at the expense of the Master Servicer); (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the

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terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any rights or liability of the Master Servicer arising prior to the effective date thereof.

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ARTICLE VIII

Default

Section 8.01.     Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(a)          The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(b)          The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

(c)          There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(d)          The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(e)          The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07;

(f)           The Master Servicer fails to comply with Section 3.16, Section 3.17 and Section 3.18; or

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(g)          The Master Servicer fails to cause to be deposited, in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 3.17 and Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01 (and, with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, such power and authority of the Master Servicer shall, subject to Section 8.02, automatically and without further action pass to and be vested in the successor Master Servicer appointed by the Depositor); and, without limitation, the Trustee (or such successor Master Servicer appointed by the Depositor, as the case may be) is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee (or such successor Master Servicer appointed by the Depositor, as the case may be) in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee (or such successor Master Servicer appointed by the Depositor, as the case may be) of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee (or such successor Master Servicer appointed by the Depositor, as the case may be) to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (f) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of

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its own funds, and the Trustee (or such successor Master Servicer appointed by the Depositor, as the case may be) shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (f) of this Section 8.01. Any such action taken by the Trustee (or such successor Master Servicer appointed by the Depositor, as the case may be) must be prior to the distribution on the relevant Distribution Date.

Section 8.02.     Successor to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee (and, with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, the successor Master Servicer appointed by the Depositor pursuant to Section 3.17) shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor master servicer; provided further, however, that the Trustee (and, with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, the successor Master Servicer appointed by the Depositor pursuant to Section 3.17) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 7.06, the Trustee (and, with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, the successor Master Servicer appointed by the Depositor pursuant to Section 3.17) shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee (or, with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, the successor Master Servicer appointed by the Depositor pursuant to Section 3.17) may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee (or, with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, the successor Master Servicer appointed by the Depositor pursuant to Section 3.17) shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act (other than with respect to an Event of Default resulting from the Master Servicer's failure to comply with Section 3.17, in which event the successor appointed by the Depositor shall act) in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as

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it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)          If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, the appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor master servicer to service the Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer acting as successor servicer under any Servicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.04.

Section 8.03.    Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Rating Agencies and the Securities Administrator, and the Securities Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

Section 8.04.    Waiver of Defaults. The Trustee shall transmit by mail to the Securities Administrator, who shall give prompt written notice thereof to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent

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thereon except to the extent expressly so waived. The Securities Administrator shall give notice of any such waiver to the Trustee, who shall then give such notice to the Rating Agencies.

Section 8.05.   List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.

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ARTICLE IX

Concerning the Trustee and the Securities Administrator

Section 9.01.     Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)          Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)          On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

(d)          No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)           Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)          Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively,

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unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)         Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)         The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)          The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)         The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held by the Securities Administrator hereunder or any Account held by the Securities Administrator in the name of the Trustee unless it is determined by a court of competent jurisdiction that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vii)       Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii)      None of the Securities Administrator, the Master Servicer, the Depositor, the Company, the Custodian, the Counterparty or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

(ix)         Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to,

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and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)          Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 9.02.    Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

(a)          The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Securities Administrator (with respect to the Trustee only), the Depositor, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)          Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(d)          Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)          Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a

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reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the Opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(f)           The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent (other than the Custodian) to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(g)          Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer by the Securities Administrator under Section 4.01(b) or Section 4.04, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(h)          The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(i)           Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 9.07; and

(j)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement, the Mortgage Loan Purchase Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 9.03.   Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the

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signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.20.

Section 9.04.    Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in their individual capacities or in any capacity other than as Trustee or Securities Administrator, hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05.     Trustee’s and Securities Administrator’s Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement between the Trustee and the Master Servicer. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.05(l) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with such Person's compliance with Section 3.23, any Event of Default, any breach of this Agreement, the termination of the Master Servicer, the appointment of a successor master servicer and, if applicable, any transfer of servicing as set forth in Section 8.02(b), or as otherwise set forth herein, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by or against the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such

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compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06.    Eligibility Requirements for Trustee and Securities Administrator. The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P with respect to their long-term rating and rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07.    Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08.     Resignation and Removal of the Trustee and Securities Administrator. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

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(b)          If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, and the successor Trustee or Securities Administrator, as applicable.

(c)          The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quintuplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. In the event that the Trustee or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable hereunder to a successor Trustee or successor Securities Administrator, in excess of the amount paid hereunder to the predecessor Trustee or predecessor Securities Administrator, as applicable.

(d)          No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

Section 9.09.   Successor Trustee and Successor Securities Administrator. (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall, after its receipt of payment in full of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

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(b)          No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

(c)          Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Company shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

Section 9.10.     Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution, delivery of notice or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11.     Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

(b)          If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

(c)          No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

(d)          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised

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or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(f)           To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)          No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Section 9.12.    Federal Information Returns and Reports to Certificateholders; REMIC Administration. (a) For federal income tax purposes, the taxable year of each 2006-2 REMIC shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such 2006-2 REMIC on the accrual method of accounting.

(b)          The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall upon the written instruction of the Securities Administrator sign, Federal tax information returns or elections required to be made hereunder with respect to each 2006-2 REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and the Securities Administrator shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to mortgaged property that is abandoned or foreclosed, receipt of mortgage interests in kind in a trade or business, a cancellation of indebtedness, interest, original issue discount and market discount or premium (using a constant prepayment assumption of 30% CPR for the Group I Mortgage Loans and 25% CPR for the Group II Mortgage Loans). The Securities Administrator will apply for an Employee

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Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall upon the written instruction of the Securities Administrator sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each 2006-2 REMIC (the “REMIC Reporting Agent”). The Trustee shall make elections to treat each 2006-2 REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2006 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall upon the written instruction of the Securities Administrator sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the largest percentage interest in the Residual Certificates is hereby designated as the “Tax Matters Person” (within the meaning of Treas. Reg. §§1.860F-4(d)) for each 2006-2 REMIC. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each 2006-2 REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in their sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of the largest percentage interest in a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

(c)          The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

(d)          The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall upon the written instruction of the Securities Administrator sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

(e)          Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the

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Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)           The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall be several and not joint and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

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ARTICLE X

Termination

Section 10.01.  Termination Upon Repurchase by EMC or its Designee or Liquidation of the Mortgage Loans. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Securities Administrator to make payments to Certificateholders as set forth in this Section 10.01 shall terminate:

(i)           in accordance with Section 10.01(c), the repurchase by or at the direction of EMC or its designee of all of the Mortgage Loans in each of Loan Group I and Loan Group II (which repurchase of the Group I Mortgage Loans and the Group II Mortgage Loans may occur on separate dates) and all related REO Property remaining in the Trust at a price (the “Termination Purchase Price”) equal to the sum of (without duplication) (a) 100% of the Outstanding Principal Balance of each Mortgage Loan in such Loan Group (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances on the Mortgage Loans relating to the Mortgage Loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Interest Rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans in such Loan Group prior to the exercise of such repurchase right, (d) any costs and damages incurred by the Trust in connection with any violation of any predatory or abusive lending laws with respect to a Mortgage Loan, and (e) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05;

(ii)          the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan, remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

(iii)         the payment to the Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

(b)          In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

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(c)          (i)          The right of EMC or its designee to repurchase Group I Mortgage Loans and related assets described in Section 10.01(a)(i) above shall be exercisable only if the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the sum of the Cut-off Date Balance.

(ii)          The right of EMC or its designee to repurchase Group II Mortgage Loans and related assets described in Section 10.01(a)(i) above shall be exercisable only if the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the sum of the Cut-off Date Balance.

(iii)        The right of EMC or its designee to repurchase all the assets of the Trust Fund described in Section 10.01(a)(i) above shall also be exercisable if the Depositor, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator has determined that the REMIC status of any 2006-2 REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

(iv)         At any time thereafter, in the case of (i) and (ii) or (iii) above, EMC may elect to terminate any 2006-2 REMIC at any time, and upon such election, the Depositor or its designee, shall purchase in accordance with Section 10.01(a)(i) above all the assets of the Trust Fund.

(d)          The Securities Administrator shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer and the Trustee (who shall then give such copy of notice to the Rating Agencies) upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein specified.

(e)          If the option of EMC to repurchase or cause the repurchase of all Group I Mortgage Loans or the Group II Mortgage Loans and the related assets described in Section 10.01(c) above is exercised, EMC and/or its designee shall deliver to the Securities Administrator for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price of the Mortgage Loans being repurchased on such Distribution Date. Upon presentation and surrender of the related Certificates by the related Certificateholders, the Securities Administrator shall distribute to such Certificateholders from amounts then on deposit in the Distribution Account an amount determined as follows: with respect to each such Certificate (other than the Class II-X Certificates, the Residual Certificates and the Class XP Certificates), the outstanding Certificate Principal Balance, plus with respect to each such Certificate (other than the Residual Certificates and the Class XP Certificates), one month’s interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates and the Class XP Certificates, the percentage interest

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evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the related Certificates (other than the Residual Certificates and the Class XP Certificates). If the amounts then on deposit in the Distribution Account are not sufficient to pay all of the related Certificates in full (other than the Residual Certificates and the Class XP Certificates), any such deficiency will be allocated in the case of a repurchase of the Group I Mortgage Loans, first, to the Class I-B Certificates, in inverse order of their numerical designation, second, to the Class I-M Certificates, in inverse order of their numerical designation, and then to the related Senior Certificates, on a pro rata basis and in the case of a repurchase of the Group II Mortgage Loans, first, to the Class II-B Certificates, in inverse order of their numerical designation, and then to the related Senior Certificates, on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date for the related Certificates, the Trustee shall cause the Custodian to promptly release to EMC and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the related Certificateholders in trust without interest pending final distributions pursuant to Section 10.01(g). After final distributions pursuant to Section 10.01(g) to all Certificateholders, any other amounts remaining in the Accounts will belong to the Depositor.

(f)           In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Section 10.01(a)(ii) above, upon the presentation and surrender of the Certificates, the Securities Administrator shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Following such final Distribution Date, the Trustee shall release (or shall instruct the Custodian, as its agent, to release) promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Distribution Account shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Section 10.01(f).

(g)          If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

(h)          EMC, if it is not the Master Servicer, or its designee, as applicable, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of the optional termination right set forth in Section 10.01 shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) EMC or such designee, as applicable, is (A) not a party in interest with respect to any Plan and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by EMC or the designee, as the case may be, provided that no assets of such plan are invested or deemed to be invested in the Certificates).

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If the holder of the optional termination right is unable to exercise such option by reason of the preceding sentence, then the Master Servicer may exercise such option.

Section 10.02.  Additional Termination Requirements. (a) If the option of the Depositor to repurchase all the Mortgage Loans under Section 10.01(a)(i) above is exercised, the Trust Fund and each 2006-2 REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel addressed to the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code on each 2006-2 REMIC or (ii) cause any 2006-2 REMIC to fail to qualify as a 2006-2 REMIC at any time that any Regular Certificates are outstanding:

(i)           within 90 days prior to the final Distribution Date, at the written direction of Depositor, the Securities Administrator, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each 2006-2 REMIC in the case of a termination under Section 10.01(a)(i). Such plan, which shall be provided to the Securities Administrator by the Depositor, shall meet the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder.

(ii)          the Depositor shall notify the Trustee and the Securities Administrator at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii)         at or after the time of adoption of such a plan of complete liquidation of any 2006-2 REMIC and at or prior to the final Distribution Date, the Securities Administrator shall sell for cash all of the assets of the Trust to or at the direction of the Depositor, and each 2006-2 REMIC, shall terminate at such time.

(b)          By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related 2006-2 REMIC upon the written request of the Depositor, and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each 2006-2 REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each 2006-2 REMIC shall terminate.

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ARTICLE XI

Miscellaneous Provisions

Section 11.01.  Intent of Parties. The parties intend that each 2006-2 REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent. Notwithstanding any other express or implied agreement to the contrary, the Sponsor, the Master Servicer, the Securities Administrator, the Depositor, the Trustee, each recipient of the related Prospectus Supplement and, by its acceptance thereof, each holder of a Certificate, agrees and acknowledges that each party hereto has agreed that each of them and their employees, representatives and other agents may disclose, immediately upon commencement of discussions, to any and all persons the tax treatment and tax structure of the Certificates and the 2006-2 REMICs, the transactions described herein and all materials of any kind (including opinions and other tax analyses) that are provided to any of them relating to such tax treatment and tax structure except where confidentiality is reasonably necessary to comply with the securities laws of any applicable jurisdiction. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings set forth in Treasury Regulation Sections 1.6011-4(c), 301.6111-2(c) and 301.6112-1(d).

Section 11.02.  Amendment. (a) This Agreement may be amended from time to time by the Company, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Certificateholders, to (i) cure any ambiguity, (ii) correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, (iii) conform any provisions herein to the provisions in the Prospectus, (iv) comply with any changes in the Code or (v) make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that with respect to clauses (iv) and (v) of this Section 11.02(a), such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding anything contained in Section 3.23, this Agreement shall not be amended without the agreement of all the parties hereto.

(b)          This Agreement may also be amended from time to time by the Company, the Master Servicer, the Depositor, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any 2006-2 REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel addressed to the Trustee which shall be provided to the Trustee other than at the Trustee’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of

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the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

(c)          Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder and the Trustee, and the Trustee shall then provide a copy of such amendment or notice to the Rating Agencies.

(d)          In the case of an amendment under Section 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

(e)          Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee and the Securities Administrator stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own respective rights, duties or immunities under this Agreement.

Section 11.03.  Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 11.04.  Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)          Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

156

(c)          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Securities Administrator a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)          No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.05.  Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Securities Administrator and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities Administrator and the Depositor, if made in the manner provided in this Section 11.05.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Securities Administrator deems sufficient.

(c)          The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

157

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)          In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

Section 11.06.  Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07.  Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to Reg AB notifications to the Depositor at regabnotifications@bear.com; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services – BSALTA 2006-2), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Rating Agencies, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor’s, a division

158

of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 11.08.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 11.09.  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 11.10.  Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.11.  Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 11.12.  Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

1.            Any material change or amendment to this Agreement or the Servicing Agreements;

2.            The occurrence of any Event of Default that has not been cured;

3.            The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.            The repurchase or substitution of any Mortgage Loans;

5.            The final payment to Certificateholders; and

6.            Any change in the location of the Distribution Account.

159

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor
By: Name: Baron Silverstein Title: Senior Managing Director
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee
By: Name: Peggy Remy Title: Assistant Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer
By: Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator
By: Name: Title:

[PSA]

EMC MORTGAGE CORPORATION
By: Name: Title:

Accepted and Agreed as to Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c) in its capacity as Sponsor
EMC MORTGAGE CORPORATION
By:
Name: Title:

[PSA]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 31st day of March 2006, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 31st day of March 2006, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _____________ of JPMorgan Chase Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF MARYLAND	)
) ss.:
CITY OF BALTIMORE	)

On the 31st day of March 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF MARYLAND	)
) ss.:
CITY OF BALTIMORE	)

On the 31st day of March 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On the 31st day of March 2006, before me, a notary public in and for said State, personally appeared ______________, known to me to be ____________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On the 31st day of March 2006, before me, a notary public in and for said State, personally appeared _________________, known to me to be ____________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

                                                                                  APPENDIX 1

                     Calculation of Class Y Principal Reduction Amount

       For any Distribution Date the amounts by which the Uncertificated Principal Balances of the Class Y-1, Y-2 and Y-3 Regular Interests, respectively, will be reduced on such distribution date by the allocation of Realized Losses and the distribution of principal, determined as follows:

First, for each of Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3,
determine the weighted average of the Net Rates of the Mortgage Loans in that Sub-Loan
Group for distributions of interest that will be made on the next succeeding Distribution
Date (the "Group Interest Rate").  The Class Y Principal Reduction Amounts will be determined pursuant to the "Generic Solution for the Class Y Principal Reduction Amounts"
set forth below (the "Generic Solution") by making identifications among the actual
Sub-Loan Groups and their related Class Y and Class Z Regular Interests and weighted average net rates and the Groups named in the Generic Solution and their related Class Y and Class Z Regular Interests as follows:

A.  Determine which Sub-Loan Group has the lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group AA and the Class Y Regular Interest and Class Z Regular
Interest related to that Sub-Loan Group will be respectively identified with the Class YAA and Class ZAA Certificates.  The Group Interest Rate for that Sub-Loan Group will be identified with J%.  If two or more Sub-Loan Groups have the lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C of this definition.

B. Determine which Sub-Loan Group has the second lowest Group Interest Rate.  That Sub-Loan
Group will be identified with Group BB and the Class Y Regular Interest and Class Z Regular
Interest related to that Sub-Loan Group will be respectively identified with the Class BB and Class ZBB Certificates.  The Group Interest Rate for that Sub-Loan Group will be identified with K%.  If two or more Sub-Loan Groups have the second lowest Group Interest
Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C of this definition.

C.  Determine which Sub-Loan Group has the third lowest Group Interest Rate.  That Sub-Loan
Group will be identified with Group CC and the Class Y Regular Interest and Class Z Regular
Interest related to that Sub-Loan Group will be respectively identified with the Class YCC and Class ZCC Certificates.  The Group Interest Rate for that Sub-Loan Group will be identified with L%.  If two or more Sub-Loan Groups have the third lowest Group Interest
Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C or this definition.

Generic Solution for Class Y Principal Reduction Amounts:
For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

                                             I-1

PJB =       the Group AA Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PLB =       the Group CC Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PKB = the Group BB Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

R =  the Class CB Certificate Interest Rate = (J%PJB + L%PLB + K%PKB)/(PJB + PLB + PKB)

R1 = the weighted average of the Group Interest Rates for Group AA and Group BB
 = (J% (Pj - ΔPj) + K% (Pk - ΔPk))/(Pj - ΔPj + Pk - ΔPk)

R2 = the weighted average of the Group Interest Rates for Group CC and Group BB
 = (L% (Pl - ΔPl) + K% (Pk - ΔPk))/(Pl - ΔPl + Pk - ΔPk)

r1 = the weighted average of the Class YAA and Class YBB Certificate Interest Rates
 = (J% Yj + K% Yk)/(Yj + Yk)

r2 = the weighted average of the Class YCC and Class YBB Certificate Interest Rates
 = (L% Yl + K% Yk)/(Yl + Yk)

Yj =  the Class YAA Uncertificated Principal Balance after distributions on the prior
      Distribution Date.

Yl =  the Class YCC Uncertificated Principal Balance after distributions on the prior
      Distribution Date.

Yk =  the Class YBB Uncertificated Principal Balance after distributions on the prior
      Distribution Date.

ΔYj =       the Class YAA Principal Reduction Amount.

ΔYl =       the Class YCC Principal Reduction Amount.

ΔYk =       the Class YBB Principal Reduction Amount.

Zj =  the Class ZAA Uncertificated Principal Balance after distributions on the prior
      Distribution Date.

Zl =  the Class ZCC Uncertificated Principal Balance after distributions on the prior
      Distribution Date.

                                             I-2

Zk =  the Class ZBB Uncertificated Principal Balance after distributions on the prior
      Distribution Date.

ΔZj =       the Class ZAA Principal Reduction Amount.

ΔZl =       the Class ZCC Principal Reduction Amount.

ΔZk =       the Class ZBB Principal Reduction Amount.

Pj =  the aggregate of the Class YAA and Class ZAA Uncertificated Principal Balances after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group AA Mortgage Loans reduced by the Class R-1 Principal
      Balance, if applicable.
=     Yj + Zj

Pl =  the aggregate of the Class YCC and Class ZCC Principal Balances after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group CC Loans reduced by the Class R-1 Principal Balance, if applicable.
    = Yl + Zl =

Pk =  the aggregate of the Class YBB and Class ZBB Principal Balances after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group BB Loans reduced by the Class R Certificate Principal Balance, if any.
=     Yk + Zk

ΔPj = the aggregate principal reduction resulting on such Distribution Date on the
      Group AA Mortgage Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause (d)(i) of the definition of the REMIC I
      Distribution Amount) to be made and Realized Losses to be allocated on such
      Distribution Date, reduced by the portion, if any, of such reduction allocable to
      Component I of the Class R Certificates, which is equal to the aggregate of the Class
      YAA and Class ZAA Principal Reduction Amounts.
=     ΔYj + ΔZj

ΔPl=  the aggregate principal reduction resulting on such Distribution Date on the
      Group CC Mortgage Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause (d)(i) of the definition of the REMIC I
      Distribution Amount) to be made and Realized Losses to be allocated on such
      Distribution Date, reduced by the portion, if any, of such reduction allocable to
      Component I of the Class R Certificates, which is equal to the aggregate of the Class
      YCC and Class ZCC Principal Reduction Amounts.
=     ΔYl + ΔZl

                                             I-3

ΔPk = the aggregate principal reduction resulting on such Distribution Date on the
      Group BB Mortgage Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause (d)(i) of the definition of the REMIC I
      Distribution Amount) to be made and Realized Losses to be allocated on such
      Distribution Date, reduced by the portion, if any, of such reduction allocable to
      Component I of the Class R Certificates, which is equal to the aggregate of the Class
      YBB and Class ZBB Principal Reduction Amounts.
=     ΔYk + ΔZk

α =   .0005

γ1 =  (R - R1)/(L% - R).  If R=>K%, γ1 is a non-negative number unless its denominator is zero, in which event it is undefined.

γ2 =  (R - J%)/( R2 - R).  If R<K%, γ2 is a non-negative number.

If γ1 is undefined, ΔYj = Yj, ΔYl = (Yl/Pl)ΔPl, and ΔYk = Yk.

If γ2 is zero, ΔYl = Yl, ΔYj = (Yj/Pj)ΔPj, and ΔYk = Yk.

In the remaining situations, ΔYj, ΔYl and ΔYk shall be defined as follows:

I.  If R=>K% and r1=> R1, make the following additional definitions:

δYk = ((J% - R1)/(K% - R1))Yj + Yk

δYk is a number between Yk and 0 such that (J%Yj + K%( Yk.- δYk))/(Yj + Yk.-
      δYk) = R1.

Y4 =  Yj + Yk.- δYk

P4 =  Pj + Pk.

ΔY4 =       ΔYj + ΔYk.- δYk

1. If Yl - α(Pl - ΔPl) => 0, Y4- α(P4 - ΔP4) => 0, and γ1(P4
   - ΔP4) < (Pl - ΔPl), ΔYl = Yl - αγ1(P4 - ΔP4) and
   ΔY4 = Y4 - α(P4 - ΔP4).
2. If Yl - α(Pl - ΔPl) => 0, Y4 - α(P4 - ΔP4) => 0, and
   γ1(P4 - ΔP4) => (Pl - ΔPl), ΔYl = Yl - α(Pl - ΔPl)
   and ΔY4 = Y4 - (α/γ1)(Pl - ΔPl).
3. If Yl - α(Pl - ΔPl) < 0, Y4 - α(P4 - ΔP4) => 0, and
   Y4 - α(P4 - ΔP4) => Y4 - (Yl/γ1),
   ΔYl = Yl - αγ1(P4 - ΔP4) and ΔY4 = Y4 - α(P4 - ΔP4).

                                             I-4

4. If Yl - α(Pl - ΔPl) < 0, Y4 - (Yl/γ1) => 0, and
   Y4 - α(P4 - ΔP4) <= Y4 - (Yl/γ1), ΔYl = 0 and
   ΔY4 = Y4 - (Yl/γ1).
5. If Y4 - α(P4 - ΔP4) < 0, Y4 - (Yl/γ1) < 0, and
   Yl - α(Pl - ΔPl) <= Yl - (γ1Y4), ΔYl = Yl - (γ1Y4) and
   ΔY4 = 0.
6. If Y4 - α(P4 - ΔP4) < 0, Yl - α(Pl - ΔPl) => 0, and
   Yl - α(Pl - ΔPl) => Yl - (γ1Y4),
   ΔYl = Yl - α(Pl - ΔPl) and ΔY4 = Y4 - (α/γ1)(Pl - ΔPl).

ΔYj = [Yj/(Yj + Yk - δYk)]ΔY4

ΔYk = δYk + [(Yk - δYk)/(Yj + Yk - δYk)]ΔY4

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and Class Z Principal Distribution
Amounts is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Yl - ΔYl ) to (Y4 - ΔY4 ) equal to γ1 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that the
      Principal Reduction Amount for each of the Class YAA, Class YCC, Class YBB, Class ZAA
      Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such
      Distribution Date;
2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Uncertificated Principal Balances, the Class
      YCC Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
      Class YCC and Class ZCC Uncertificated Principal Balances and the Class YBB
      Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
      YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the
      Distribution Date to which such provisions relate; and
3. Making the larger of (a) the fraction whose numerator is (Yl - ΔYl ) and whose denominator is the sum of (Yl - ΔYl) and (Zl - ΔZl) and (b) the fraction whose numerator is (Y4 - ΔY4) and whose denominator is the sum of (Y4 - ΔY4), (Zj - ΔZj)
      and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal
Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y
Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the
related Sub-Loan Group or after reduction thereof by the distributions to be made on such
Distribution Date (i) to the Class II-X-B1 Certificates or Class II-X-B2 Certificates, as
applicable, and (ii) in respect of interest on the related Class Y and Class Z

                                             I-5

Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the
Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY4 between ΔYj and ΔYk cannot be achieved because either ΔYj as so defined is greater than ΔPj or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj and ΔYk < ΔPk.

II.  If R=>K% and r1<R1, make the following additional definitions:

δYj = Yj + ((R1 - K%)/(R1 - J%))Yk

δYj is a number between Yj and 0 such that (J%(Yj - δYj)  + K%Yk)/(Yj -
      δYj + Yk.) = R1.

Y5 =  Yj - δYj + Yk.

P5 =  Pj + Pk.

ΔY5 =       ΔYj - δYj + ΔYk.

1. If Yl - α(Pl - ΔPl) => 0, Y5- α(P5 - ΔP5) => 0, and γ1(P5
   - ΔP5) < (Pl - ΔPl), ΔYl = Yl - αγ1(P5 - ΔP5) and
   ΔY5 = Y5 - α(P5 - ΔP5).
2. If Yl - α(Pl - ΔPl) => 0, Y5 - α(P5 - ΔP5) => 0, and
   γ1(P5 - ΔP5) => (Pl - ΔPl), ΔYl = Yl - α(Pl - ΔPl)
   and ΔY5 = Y5 - (α/γ1)(Pl - ΔPl).
3. If Yl - α(Pl - ΔPl) < 0, Y5 - α(P5 - ΔP5) => 0, and
   Y5 - α(P5 - ΔP5) => Y5 - (Yl/γ1),
   ΔYl = Yl - αγ1(P5 - ΔP5) and
   ΔY5 = Y5 - α(P5 - ΔP5).
4. If Yl - α(Pl - ΔPl) < 0, Y5 - (Yl/γ1) => 0, and
   Y5 - α(P5 - ΔP5) <= Y5 - (Yl/γ1), ΔYl = 0 and
   ΔY5 = Y5 - (Yl/γ1).
5. If Y5 - α(P5 - ΔP5) < 0, Y5 - (Yl/γ1) < 0, and
   Yl - α(Pl - ΔPl) <= Yl - (γ1Y5), ΔYl = Yl - (γ1Y5) and
   ΔY5 = 0.
6. If Y5 - α(P5 - ΔP5) < 0, Yl - α(Pl - ΔPl) => 0, and
   Yl - α(Pl - ΔPl) => Yl - (γ1Y5),
   ΔYl = Yl - α(Pl - ΔPl) and
   ΔY5 = Y5 - (α/γ1)(Pl - ΔPl).

ΔYj = δYj + [(Yj - δYj)/(Yj - δYj + Yk)]ΔY5

ΔYk = [Yk/(Yj - δYj + Yk)]ΔY5

                                             I-6

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and Class Z Principal Distribution
Amounts is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Yl - ΔYl) to (Y5 - ΔY5) equal to γ1 after taking account of the allocation Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal
      Reduction Amount for each of the Class YAA, Class YCC, Class YBB, Class ZAA Class ZCC
      and Class ZBB Regular Interests is greater than or equal to zero for such
      Distribution Date;
2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Uncertificated Principal Balances, the Class
      YCC Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
      Class YCC and Class ZCC Uncertificated Principal Balances and the Class YBB
      Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
      YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the
      Distribution Date to which such provisions relate; and
3. Making the larger of (a) the fraction whose numerator is (Yl - ΔYl) and whose denominator is the sum of (Yl - ΔYl) and (Zl - ΔZl) and (b) the fraction whose numerator is (Y5 - ΔY5) and whose denominator is the sum of (Y5 - ΔY5), (Zj - ΔZj)
      and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal
Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y
Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the
related Sub-Loan Group or after reduction thereof by the distributions to be made on such
Distribution Date  (i) to the Class II-X-B1 Certificates or Class II-X-B2 Certificates, as
applicable, and (ii) in respect of interest on the related Class Y and Class Z
Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the
Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY5 between ΔYj and ΔYk cannot be achieved because either ΔYj as so defined is greater than ΔPj or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj and ΔYk < ΔPk.

III.  If R<=K% and r2=> R2, make the following additional definitions:

                                             I-7

δYl = ((K% - R2)/(L% - R2))Yk + Yl

δYl is a number between Yl and 0 such that (K%Yk + L%( Yl.- δYl))/(Yk + Yl.-
      δYl) = R2.

Make the following additional definitions:

Y6 =  Yl - δYl + Yk.

P6 =  Pl + Pk.

ΔY6 =       ΔYl - δYl + ΔYk.

1. If Y6 - α(P6 - ΔP6) => 0, Yj- α(Pj - ΔPj) => 0, and γ2(Pj
   - ΔPj) < (P6 - ΔP6), ΔY6 = Y6 - αγ2(Pj - ΔPj) and
   ΔYj = Yj - α(Pj - ΔPj).
2. If Y6 - α(P6 - ΔP6) => 0, Yj - α(Pj - ΔPj) => 0, and
   γ2(Pj - ΔPj) => (P6 - ΔP6), ΔY6 = Y6 - α(P6 - ΔP6)
   and ΔYj = Yj - (α/γ2)(P6 - ΔP6).
3. If Y6 - α(P6 - ΔP6) < 0, Yj - α(Pj - ΔPj) => 0, and
   Yj - α(Pj - ΔPj) => Yj - (Y6/γ2),
   ΔY6 = Y6 - αγ2(Pj - ΔPj) and
   ΔYj = Yj - α(Pj - ΔPj).
4. If Y6 - α(P6 - ΔP6) < 0, Yj - (Y6/γ2) => 0, and
   Yj - α(Pj - ΔPj) <= Yj - (Y6/γ2), ΔY6 = 0 and
   ΔYj = Yj - (Y6/γ2).
5. If Yj - α(Pj - ΔPj) < 0, Yj - (Y6/γ2) < 0, and
   Y6 - α(P6 - ΔP6) <= Y6 - (γ2Yj), ΔY6 = Y6 - (γ2Yj) and
   ΔYj = 0.
6. If Yj - α(Pj - ΔPj) < 0, Y6 - α(P6 - ΔP6) => 0, and
   Y6 - α(P6 - ΔP6) => Y6 - (γ2Yj),
   ΔY6 = Y6 - α(P6 - ΔP6) and
   ΔYj = Yj - (α/γ2)(P6 - ΔP6).

ΔYl = δYl + [(Yl - δYl)/(Yl - δYl + Yk)]ΔY6

ΔYk = [Yk/(Yl - δYl + Yk)]ΔY6

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and Class Z Principal Distribution
Amounts is to accomplish the following goals in the following order of priority:

   1. Making the ratio of (Yj - ΔYj) to (Y6 - ΔY6) equal to γ2 after taking account of the allocation Realized Losses and the distributions that will be made through end

                                             I-8

      of the Distribution Date to which such provisions relate and assuring that the
      Principal Reduction Amount for each of the Class YAA, Class YCC, Class YBB, Class ZAA
      Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such
      Distribution Date;
2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Uncertificated Principal Balances, the Class
      YCC Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
      Class YCC and Class ZCC Uncertificated Principal Balances and the Class YBB
      Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
      YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the
      Distribution Date to which such provisions relate; and
3. Making the larger of (a) the fraction whose numerator is (Yj - ΔYj) and whose denominator is the sum of (Yj - ΔYj) and (Zh - ΔZj) and (b) the fraction whose numerator is (Y6 - ΔY6) and whose denominator is the sum of (Y6 - ΔY6), (Zl -
      ΔZl) and (Zk - ΔZk) as large as possible while remaining less than or equal to
      0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal
Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y
Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the
related Sub-Loan Group or after reduction thereof by the distributions to be made on such
Distribution Date (i) to the Class II-X-B1 Certificates or Class II-X-B2 Certificates, as
applicable, and (ii) in respect of interest on the related Class Y and Class Z
Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the
Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY6 between ΔYl and ΔYk cannot be achieved because either ΔYl as so defined is greater than ΔPl or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYl < ΔPl and ΔYk < ΔPk.

IV.  If R<K% and r2<R2, make the following additional definitions:

δYk = Yk + ((R2 - L%)/(R2 - K%))Yl

δYk is a number between Yk and 0 such that (K%(Yk - δYk) + L%Yl)/(Yk -
      δYk + Yl.) = R2.

Y7 =  Yk - δYk + Yl.

P7 =  Pk + Pl.

                                             I-9

ΔY7 =       ΔYk - δYk + ΔYl.

1. If Y7 - α(P7 - ΔP7) => 0, Yj- α(Pj - ΔPj) => 0, and γ2(Pj
   - ΔPj) < (P7 - ΔP7), ΔY7 = Y7 - αγ2(Pj - ΔPj) and
   ΔYj = Yj - α(Pj - ΔPj).
2. If Y7 - α(P7 - ΔP7) => 0, Yj - α(Pj - ΔPj) => 0, and
   γ2(Pj - ΔPj) => (P7 - ΔP7), ΔY7 = Y7 - α(P7 - ΔP7)
   and ΔYj = Yj - (α/γ2)(P7 - ΔP7).
3. If Y7 - α(P7 - ΔP7) < 0, Yj - α(Pj - ΔPj) => 0, and
   Yj - α(Pj - ΔPj) => Yj - (Y7/γ2),
   ΔY7 = Y7 - αγ2(Pj - ΔPj) and
   ΔYj = Yj - α(Pj - ΔPj).
4. If Y7 - α(P7 - ΔP7) < 0, Yj - (Y7/γ2) => 0, and
   Yj - α(Pj - ΔPj) <= Yj - (Y7/γ2), ΔY7 = 0 and
   ΔYj = Yj - (Y7/γ2).
5. If Yj - α(Pj - ΔPj) < 0, Yj - (Y7/γ2) < 0, and
   Y7 - α(P7 - ΔP7) <= Y7 - (γ2Yj), ΔY7 = Y7 - (γ2Yj) and
   ΔYj = 0.
6. If Yj - α(Pj - ΔPj) < 0, Y7 - α(P7 - ΔP7) => 0, and
   Y7 - α(P7 - ΔP7) => Y7 - (γ2Yj),
   ΔY7 = Y7 - α(P7 - ΔP7) and
   ΔYj = Yj - (α/γ2)(P7 - ΔP7).

ΔYl = [(Yl/(Yl + Yk - δYk)]ΔY7

ΔYk = δYk + [(Yk  - δYk)/(Yl + Yk - δYk)]ΔY7

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and Class Z Principal Distribution
Amounts is to accomplish the following goals in the following order of priority:

   1. Making the ratio of (Yj - ΔYj) to (Y7 - ΔY7) equal to γ2 after taking account of the allocation Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the
      Principal Reduction Amount for each of the Class YAA, Class YCC, Class YBB, Class ZAA
      Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such
      Distribution Date;
   2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Uncertificated Principal Balances, the Class
      YCC Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
      Class YCC and Class ZCC Uncertificated Principal Balances and the Class YBB
      Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
      YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect

                                             I-10

      to allocations of Realized Losses and distributions to be made through the end of the
      Distribution Date to which such provisions relate; and
   3. Making the larger of (a) the fraction whose numerator is (Yj - ΔYj) and whose denominator is the sum of (Yj - ΔYj) and (Zj - ΔZj) and (b) the fraction whose numerator is (Y7 - ΔY7) and whose denominator is the sum of (Y7 - ΔY7), (Zl - ΔZl)
      and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal
Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y
Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related
Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the
related Sub-Loan Group or after reduction thereof by the distributions to be made on such
Distribution Date (i) to the Class II-X-B1 Certificates or Class II-X-B2 Certificates, as
applicable, and (iii) in respect of interest on the related Class Y and Class Z
Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the
Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY7 between ΔYl and ΔYk cannot be achieved because either ΔYl as so defined is greater than ΔPl or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYl < ΔPl and ΔYk < ΔPk.

Initial Balance Calculation Method:

[The principal balances for the Class YAA, Class YBB and Class YCC Regular Interests as of
the Cut-Off Date should be calculated as follows:  First, calculate the Cut-Off Date values for Pj, Pk and Pl.  Then calculate the Cut-Off Date value of R using those balances and the
Senior Certificate balances.

If R=>K%, calculate R1 = (J%Pj + K%Pk)/(Pj + Pk) and γ1 =(R - R1)/(L% - R).

If Pl <= γ1(Pj + Pk), the Cut-Off Date principal balance of the Class YC Regular
Interest (Yl) equals 0.0005Pl and the Cut-Off Date principal balances of the Class YAA and
Class YBB Regular Interests (Yj and Yk) equal 0.0005 PjPl/[γ1(Pj + Pk)] and 0.0005
PkPl/[γ1(Pj + Pk)] respectively.

If Pl > γ1(Pj + Pk), the Cut-Off Date principal balances of the Class YAA and Class
YBB Regular Interests (Yj and Yk) equal 0.0005 Pj and 0.0005 Pk respectively and the
Cut-Off Date principal balance of the Class YCC Regular Interest (Yl) equals
0.0005γ1(Pj + Pk).

                                             I-11

If R<K%, calculate R2 = (L%Pl + K%Pk)/(Pl + Pk) and γ2 =(R - J%)/( R2 - R).

If Pl + Pk <= γ2Pj, the Cut-Off Date principal balances of the Class YCC and Class
YBB Regular Interests (Yl and Yk) equal 0.0005Pl and 0.0005Pk, respectively, and the
Cut-Off Date principal balance of the Class YAA Regular Interest (Yj) equals 0.0005 (Pl +
Pk)/γ2.

If Pl + Pk> γ2Pj, the Cut-Off Date principal balance of the Class YAA Regular
Interest (Yj) equal 0.0005 Pj and the Cut-Off Date principal balances of the Class YCC and
Class YBB Regular Interests (Yl and Yk) equal 0.0005γ2PjPl/(Pl +Pk) and
0.0005γ2PjPk/(Pl +Pk), respectively.]

NOTES:

1. Classes YAA and ZAA are related to the Group AA Mortgage Loans.  The sum of the
Uncertificated Principal Balances for the Class YAA and Class ZAA Regular Interests is
equal to the aggregate stated principal balance of the Group AA Mortgage Loans.  Classes
YCC and ZCC are related to the Group CC Mortgage Loans.  The sum of the Uncertificated
Principal Balances for the Class YCC and Class ZCC Regular Interests is equal to the aggregate stated principal balance of the Group CC Mortgage Loans.  Classes YBB and ZBB are
related to the Group BB Mortgage Loans.  The sum of the Uncertificated Principal Balances
for the Class YBB and Class ZBB Regular Interests is equal to the aggregate stated
principal balance of the Group BB Mortgage Loans.  The Y and Z classes will be principal and interest classes bearing interest at the pass-through rate for the related Sub-Loan
Group.

2. The Class CB Certificate Interest Rate is the weighted average of the Certificate
Interest Rates on the Class YAA, Class YCC and Class YBB Regular Interests.

                                             I-12

EXHIBIT A-1

FORM OF CLASS I-A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. 1	Adjustable Pass-Through Rate

Class I-A Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $____________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: __________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class I-A Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

A-1-2

any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this

A-1-3

Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

A-1-4

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-1-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

A-1-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

A-1-7

EXHIBIT A-2

FORM OF CLASS I-M CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF A CLASS I-M CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) SUCH CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS EQUIVALENT BY FITCH, S&P AND MOODY'S, (II) IT IS NOT A PLAN OR INVESTING WITH “PLAN ASSETS”?OF ANY PLAN, (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

A-2-1

Certificate No.1	Adjustable Pass-Through Rate

Class I-M Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: __________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class I-M Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

A-2-2

any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this

A-2-3

Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

Each beneficial owner of a Class I-M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) such Certificate is rated at least "BBB-" or its equivalent by Fitch, S&P and Moody's, (ii) it is not a Plan or investing with "plan assets" of any Plan ,(iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof

A-2-4

or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-2-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-M Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

A-2-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

A-2-7

EXHIBIT A-3

FORM OF CLASS I-B-[1][2] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF A CLASS I-B-[1][2] CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) SUCH CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS EQUIVALENT BY FITCH, S&P AND MOODY'S, (II) IT IS NOT A PLAN OR INVESTING WITH “PLAN ASSETS”? OF ANY PLAN, (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

A-3-1

Certificate No.1	Adjustable Pass-Through Rate

Class I-B-[1][2] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: __________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class I-B-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the

A-3-2

Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that

A-3-3

purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

Each beneficial owner of a Class I-B-[1][2] Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) such Certificate is rated at least "BBB-" or its equivalent by Fitch, S&P and Moody's, (ii) it is not a Plan or investing with "plan assets" of any Plan ,(iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of

A-3-4

transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-3-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class I-B-[1][2] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

A-3-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

A-3-7

EXHIBIT A-4

FORM OF CLASS I-B-[3] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M, CLASS I-B-1 AND CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE

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WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

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Certificate No.1	Adjustable Pass-Through Rate

Class I-B-[3] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: __________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class I-B-[3] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans

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3

are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

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No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class I-B-[3] Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

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This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreement by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreement in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in

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the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION Not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-B-[3] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

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EXHIBIT A-5-1

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

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THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO

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A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

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Certificate No.1	Percentage Interest: 100%

Class R

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0.00

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0.00

Master Servicer: Wells Fargo Bank, National Association	CUSIP: __________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the

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Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any ownership interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any ownership interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any ownership interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any ownership interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Seller, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

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Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class R Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

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This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master

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Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

A-5-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

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EXHIBIT A-5-2

FORM OF CLASS R-X CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF

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A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,

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INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

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Certificate No.1	Percentage Interest: 100%

Class R-X

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0.00

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0.00

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ____________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class R-X Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the

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Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any ownership interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any ownership interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any ownership interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any ownership interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Seller, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

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Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class R-X Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

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This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover

A-5-2-7

any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

A-5-2-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

A-5-2-10

EXHIBIT A-6

FORM OF CLASS B-IO CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, THE CLASS M AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF

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A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

A-6-2

Certificate No.1	Variable Pass-Through Rate

Class B-IO Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Notional Amount of this Certificate as of the Cut-off Date: $_____________

First Distribution Date: April 25, 2006	Initial Notional Amount of this Certificate as of the Cut-off Date: $______________

Master Servicer: Wells Fargo Bank, National Association

Assumed Final Distribution Date: [April 25, 2036]	CUSIP: ____________

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class B-IO Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the

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Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the calendar month immediately preceding such Distribution Date (as hereinafter defined) on the Notional Amount hereof at a per annum rate equal to the Pass-Through Rate as set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Class B-IO Certificates have no Certificate Principal Balance. The Initial Notional Amount of this Certificate is set forth above.

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No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class B-IO Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

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This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in

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the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006	WELLS FARGO BANK, NATIONAL ASSOCIATION not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-IO Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator

By: Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:	Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by          __________________, the assignee named above, or ________________________, as its agent.

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EXHIBIT A-7

FORM OF CLASS I-XP CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE

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TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No.1	Percentage Interest: 100%

Class I-XP Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ___________

Assumed Final Distribution Date: April 25, 2035

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class I-XP Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of

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their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the

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Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that

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such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class I-XP Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

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The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the Cut-off Date Balance for Loan Group I or

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(ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
Not in its individual capacity but solely as Trustee
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class I-XP Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by       __________________, the assignee named above, or ________________________, as its agent.

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EXHIBIT A-8

FORM OF CLASS II-A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-8-1

Certificate No. 1	Adjustable Pass-Through Rate

Class II-A Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $____________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: __________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class II-A Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

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any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set

A-8-3

forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

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No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance for Loan Group II or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class II-A Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by       __________________, the assignee named above, or ________________________, as its agent.

A-8-7

EXHIBIT A-9

FORM OF CLASS II-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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Certificate No.1	_______%

Class II-X Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Notional Amount of this Certificate as of the Cut-off Date: $___________

First Distribution Date: April 25, 2006	Initial Notional Amount of this Certificate as of the Cut-off Date: $___________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ____________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class II-X Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

A-9-2

any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Notional Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Notional Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Notional Amount of this Certificate is set forth above.

A-9-3

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master

A-9-4

Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance for Loan Group II or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-9-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [_], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class II-X Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

A-9-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by            __________________, the assignee named above, or ________________________, as its agent.

A-9-7

EXHIBIT A-10

FORM OF CLASS II-B-[1][2][3] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II-A CERTIFICATES AND CLASS II-M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF A CLASS II-B-[1][2][3] CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) SUCH CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS EQUIVALENT BY FITCH, S&P AND MOODY'S, (II) IT IS NOT A PLAN OR INVESTING WITH “PLAN ASSETS”? OF ANY PLAN, (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

A-10-1

Certificate No.1	Adjustable Pass-Through Rate

Class II-B-[1][2][3] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ___________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class II-B-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

A-10-2

any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set

A-10-3

forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

Each beneficial owner of a Class II-B-[1][2][3] Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) such Certificate is rated at least "BBB-" or its equivalent by Fitch, S&P and Moody's, (ii) it is not a Plan or investing with "plan assets" of any Plan, (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates

A-10-4

in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance for Loan Group II or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

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IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class II-B-[1][2][3] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by       __________________, the assignee named above, or ________________________, as its agent.

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EXHIBIT A-11

FORM OF CLASS II-X-B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II-A CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF A CLASS II-B-[1][2][3] CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) SUCH CERTIFICATE IS RATED AT LEAST "BBB-" OR ITS EQUIVALENT BY FITCH, S&P AND MOODY'S, (II) IT IS NOT A PLAN OR INVESTING WITH “PLAN ASSETS”? OF ANY PLAN, (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

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Certificate No.1	_______%

Class II-X-B Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Notional Amount of this Certificate as of the Cut-off Date: $___________

First Distribution Date: April 25, 2006	Initial Notional Amount of this Certificate as of the Cut-off Date: $___________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ____________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class II-X-B Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

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any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the period from and including the preceding Distribution Date (as hereinafter defined) (or in the case of the first Distribution Date, from the Closing Date) to and including the day prior to the current Distribution Date on the Notional Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding the related Distribution Date so long as such Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date), an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Notional Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Notional Amount of this Certificate is set forth above.

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Each beneficial owner of a Class II-X-B Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) such Certificate is rated at least "BBB-" or its equivalent by Fitch, S&P and Moody's, (ii) it is not a Plan or investing with "plan assets" of any Plan, (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

A-11-4

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance for Loan Group II or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-11-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [_], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class II-X-B Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

A-11-6

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by            __________________, the assignee named above, or ________________________, as its agent.

A-11-7

EXHIBIT A-12

FORM OF CLASS II-B-[4][5][6] CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS II-A, CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3 CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES

A-12-1

ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

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Certificate No.1	Adjustable Pass-Through Rate

Class II-B-[4][5][6] Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $__________

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ____________

Assumed Final Distribution Date: [April 25, 2036]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class II-B-[4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or

A-12-3

any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that

A-12-4

such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class II-B-[4][5][6] Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

A-12-5

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreement by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreement in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at

A-12-6

the time of any such repurchase is less than 10% of the Cut-off Date Balance for Loan Group II or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-12-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
Not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class II-B-[4][5][6] Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

A-12-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by       __________________, the assignee named above, or ________________________, as its agent.

A-12-9

EXHIBIT A-13

FORM OF CLASS II-XP CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

A-13-1

THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR BY A PERSON USING "PLAN ASSETS" OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

A-13-2

Certificate No.1	Percentage Interest: 100%

Class II-XP Senior

Date of Pooling and Servicing Agreement and Cut-off Date: March 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0

First Distribution Date: April 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $0

Master Servicer: Wells Fargo Bank, National Association	CUSIP: ___________

Assumed Final Distribution Date: [May 25, 2035]

BEAR STEARNS ALT-A TRUST 2006-2

MORTGAGE PASS-THROUGH CERTIFICATE

SERIES 2006-2

evidencing a fractional undivided interest in the distributions allocable to the Class II-XP Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties and sold by STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments II Inc. ("SAMI II"), the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans

A-13-3

are guaranteed or insured by any governmental entity or by SAMI II, the Master Servicer or the Trustee or any of their affiliates or any other person. None of SAMI II, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) primarily consisting of conventional adjustable rate mortgage loans secured by first liens on one- to four- family residential properties (collectively, the “Mortgage Loans”) sold by SAMI II. The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to SAMI II. Wells Fargo Bank, National Association (“Wells Fargo”) will act as master servicer of the Mortgage Loans (the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”), among SAMI II, as depositor (the “Seller”), the Master Servicer, Wells Fargo, as securities administrator (the “Securities Administrator”), EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of the related Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement, by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933

A-13-4

Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made (a) in reliance upon Rule 144A under the 1933 Act or (b) to a transferee that is an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Seller, the Trustee, the Securities Administrator or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Seller, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Seller, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class II-XP Certificate will be made unless the Trustee and the Securities Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities Administrator and which they may rely which is satisfactory to the Securities Administrator that the purchase of this certificate is permissible under local law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code, as amended (the “Code”) and will not subject the Master Servicer, the Trustee or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter stating that the transferee is not acquiring directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a "Plan") that is subject to Title I of ERISA, and/or Section 4975 of the Code, or by a person using "plan assets" of a Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

A-13-5

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

The Agreement permits, with certain exceptions therein provided: (i) the amendment thereof and of the Servicing Agreements and the modification of the rights and obligations of the Seller, the Master Servicer, the Securities Administrator and the Trustee and the rights of the Certificateholders under the Agreement from time to time by EMC, the Seller, the Master Servicer, the Securities Administrator and the Trustee, and (ii) the amendment thereof and of the Servicing Agreements by the Master Servicer and the Trustee with the consent of the Holders of Certificates, evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof and of the Servicing Agreements in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of

A-13-6

any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only if (i) the Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance for Loan Group II or (ii) the Depositor, based upon an Opinion of Counsel addressed to the Depositor and the Trustee has determined that the REMIC status of any REMIC under the Agreement has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

A-13-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006
WELLS FARGO BANK, NATIONAL ASSOCIATION
Not in its individual capacity but solely as Trustee
By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION

This is one of the Class II-XP Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Authorized signatory of Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator
By:
Authorized Signatory

A-13-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

This information is provided by       __________________, the assignee named above, or ________________________, as its agent.

A-13-9

EXHIBIT B

MORTGAGE LOAN SCHEDULE INFORMATION

LOAN_SEQ      MAIN_GROUP    CURRENT_BALANCE      PAYMENT     STATED_ORIGINAL_TERM    STATED_REM_TERM     CURRENT_NET_COUPON
15553675      GII. SS       174762.76            892.02      360                     354                 5.75
16014135      GII. SS       348934.51            2270.1      360                     358                 6.5
15550129      GII. SS       154946.5             986.03      360                     353                 6.125
16014298      GII. SS       532000               2937.08     360                     359                 6.375
15985700      GII. SS       396000               2062.5      360                     355                 6
15921892      GII. SS       264000               1485        360                     357                 6.5
15936339      GII. SS       323920               1822.05     360                     357                 6.5
15985670      GII. SS       328000               1776.67     360                     358                 6.25
15985676      GII. SS       523200               2725        360                     358                 6
15985690      GII. SS       391900               1796.21     360                     358                 5.25
15985691      GII. SS       205300               1090.66     360                     359                 6.125
16014174      GII. SS       249750               1404.84     360                     359                 6.5
16014181      GII. SS       388800               2146.5      360                     358                 6.375
15948516      GII. SS       246600               1181.63     360                     357                 5.375
15985653      GII. SS       254400               1484        360                     358                 6.75
15948500      GII. SS       276000               1610        360                     357                 6.625
15985637      GII. SS       449000               2619.17     360                     358                 6.75
15936165      GII. SS       495600               2787.75     360                     357                 6.5
15985625      GII. SS       292000               1551.25     360                     358                 6.125
15523181      GII. SS       220538.16            1328.3      360                     351                 5.5
16032021      GII. SS       511200               2769        360                     359                 6.25
16032022      GII. SS       440643               2203.22     360                     358                 5.75
16032023      GII. SS       511060               2182.65     360                     358                 4.875
16032024      GII. SS       510100               2763.04     360                     358                 6.25
16032025      GII. SS       438000               2463.75     360                     358                 6.5
16032026      GII. SS       959999.7             5400        360                     358                 6.5
16032027      GII. SS       640765               3671.05     360                     358                 6.625
16032028      GII. SS       580000               2416.67     360                     358                 4.75
16032029      GII. SS       453200               2218.79     360                     358                 5.625
16032031      GII. SS       1000000              5208.33     360                     358                 6
16032032      GII. SS       586000               3357.29     360                     358                 6.625
16032033      GII. SS       486950               2789.82     360                     358                 6.625
16032034      GII. SS       508000               2592.92     360                     358                 5.875
16032035      GII. SS       700000               4010.42     360                     358                 6.625
15985617      GII. SS       542085               3567.13     360                     358                 6.625
15955254      GII. SS       431104.04            2380.05     360                     358                 6.25
15955259      GII. SS       333584.12            1806.91     360                     358                 6.125
15955264      GII. SS       54251.88             357.37      360                     358                 6.5
15955265      GII. SS       171972               913.6       360                     358                 6
15955274      GII. SS       158753               859.91      360                     358                 6.125
15955293      GII. SS       268208               1564.55     360                     358                 6.625
15955300      GII. SS       188000               1077.08     360                     358                 6.5
15955311      GII. SS       480000               2500        360                     358                 5.875
15955318      GII. SS       100993.35            665.14      360                     357                 6.5
15955324      GII. SS       162292.33            1041.02     360                     358                 6.25
15959221      GII. SS       399944               2249.69     360                     358                 6.375
15959222      GII. SS       176800               1031.33     360                     358                 6.625
15981366      GII. SS       176000               1045        360                     358                 6.75
15983453      GII. SS       205400               1176.77     360                     358                 6.5
15983458      GII. SS       348000               2030        360                     358                 6.625
15983464      GII. SS       129780               757.05      360                     359                 6.625
15983491      GII. SS       390000               2112.5      360                     358                 6.125
15983494      GII. SS       114400               655.42      360                     358                 6.5
15983500      GII. SS       218000               1158.13     360                     358                 6
15983503      GII. SS       150275.33            845.3       360                     358                 6.375
15983510      GII. SS       112627.6             749.93      360                     359                 6.625
15983520      GII. SS       383669.38            2158.14     360                     358                 6.375
15983530      GII. SS       318225.77            1790.02     360                     358                 6.375
15985665      GII. SS       284000               1331.25     360                     358                 5.375
15985982      GII. SS       207920               1191.21     360                     358                 6.5
15985986      GII. SS       415450.67            2731.52     360                     359                 6.5
15985987      GII. SS       182400               1026        360                     359                 6.375
15985993      GII. SS       257600               1422.17     360                     358                 6.25
15986018      GII. SS       173160               937.95      360                     359                 6.125
15986023      GII. SS       217200               1244.38     360                     359                 6.5
15986025      GII. SS       187795.99            1075.92     360                     358                 6.5
15986039      GII. SS       292000               1612.08     360                     358                 6.25
15986051      GII. SS       337520               1968.87     360                     358                 6.625
15988001      GII. SS       288000               1650        360                     358                 6.5
15988003      GII. SS       288000               1560        360                     359                 6.125
15988005      GII. SS       177637               999.21      360                     359                 6.375
15988017      GII. SS       254600               1299.52     360                     359                 5.75
15988025      GII. SS       58400                340.67      360                     359                 6.625
15988037      GII. SS       172960               1026.95     360                     358                 6.75
16032117      GII. SS       1365000              7251.56     360                     359                 6.125
16032118      GII. SS       1300000              7177.08     360                     359                 6.375
16032119      GII. SS       420000               2187.5      360                     359                 6
16032121      GII. SS       650000               3520.83     360                     359                 6.25
16032122      GII. SS       504000               2782.5      360                     359                 6.375
16032124      GII. SS       492000               3126.25     360                     359                 7.375
16032125      GII. SS       484000               2722.5      360                     359                 6.5
16032126      GII. SS       444700               2547.76     360                     359                 6.625
16032127      GII. SS       443200               2400.67     360                     359                 6.25
16032128      GII. SS       600000               3250        360                     359                 6.25
16032129      GII. SS       784000               4981.67     360                     359                 7.375
16032130      GII. SS       750000               4687.5      360                     359                 7.25
16032131      GII. SS       760000               3800        360                     359                 5.75
16032132      GII. SS       504800               3049.83     360                     359                 7
16032133      GII. SS       556000               3243.33     360                     359                 6.75
16032134      GII. SS       640000               4266.67     360                     359                 7.75
16032135      GII. SS       853492               5156.51     360                     359                 7
16032136      GII. SS       732600               4426.13     360                     359                 7
16032137      GII. SS       450000               2625        360                     359                 6.75
16032138      GII. SS       999000               6139.69     360                     359                 7.125
16032139      GII. SS       457500               2573.44     360                     358                 6.5
16032140      GII. SS       418735               2093.68     360                     358                 5.75
16032143      GII. SS       479990               2749.94     360                     358                 6.625
16032144      GII. SS       454245.82            2913.74     360                     358                 6.375
16032145      GII. SS       520000               3033.33     360                     359                 6.75
15959225      GII. SS       131200               710.67      360                     358                 6.125
15959230      GII. SS       175920               952.9       360                     358                 6.125
15959243      GII. SS       220875               1242.42     360                     358                 6.375
15959246      GII. SS       343960               1970.6      360                     358                 6.5
15959249      GII. SS       180000               1031.25     360                     358                 6.5
15959251      GII. SS       348000               1993.33     360                     357                 6.5
15959265      GII. SS       151200               756         360                     358                 5.625
15959267      GII. SS       381500               2066.46     360                     358                 6.125
15959285      GII. SS       222190.99            1157.25     360                     358                 5.875
15959294      GII. SS       230648               1249.34     360                     358                 6.125
15959299      GII. SS       234700               1295.74     360                     358                 6.25
15959304      GII. SS       203200               1143        360                     358                 6.375
15959307      GII. SS       191900               1099.43     360                     358                 6.5
15959312      GII. SS       416000               2383.33     360                     358                 6.5
15959314      GII. SS       115724.68            761.51      360                     358                 6.5
15985596      GII. SS       639611.53            3531.19     360                     358                 6.375
15936103      GII. SS       354600               1846.88     360                     357                 6
15936640      GII. SS       280000               1575        360                     357                 6.375
15938434      GII. SS       248000               1420.83     360                     357                 6.5
15938439      GII. SS       280000               1458.33     360                     358                 5.875
15938441      GII. SS       192000               1120        360                     358                 6.625
15938451      GII. SS       455000               2606.77     360                     358                 6.5
15938453      GII. SS       385000               1884.9      360                     358                 5.5
15938456      GII. SS       173773               886.97      360                     358                 5.75
15938458      GII. SS       71000.16             467.21      360                     358                 6.5
15938459      GII. SS       164800               892.67      360                     358                 6.125
15938461      GII. SS       183200               877.83      360                     357                 5.375
15938462      GII. SS       389500               1947.5      360                     358                 5.625
15938465      GII. SS       160000               866.67      360                     357                 6.125
15938470      GII. SS       152000               839.17      360                     357                 6.25
15938479      GII. SS       149600               857.08      360                     358                 6.5
15938480      GII. SS       130867.44            861.89      360                     357                 6.5
15938487      GII. SS       295200               1691.25     360                     357                 6.5
15938491      GII. SS       88000                504.17      360                     358                 6.5
15938495      GII. SS       247920               1342.9      360                     358                 6.125
15938497      GII. SS       359960               1949.78     360                     358                 6.125
15938501      GII. SS       174400               890.17      360                     357                 5.75
15938502      GII. SS       207930.95            996.34      360                     358                 5.375
15938508      GII. SS       117551.38            575.51      360                     358                 5.5
15938512      GII. SS       191465               1076.99     360                     358                 6.375
15938514      GII. SS       224000               1260        360                     358                 6.375
15938524      GII. SS       92814.36             557.59      360                     358                 5.625
15938546      GII. SS       203482.91            1340.13     360                     357                 6.5
15941346      GII. SS       400000               2208.33     360                     358                 6.25
15941347      GII. SS       207918.82            1126.23     360                     358                 6.125
15941357      GII. SS       164720               943.71      360                     358                 6.5
15941376      GII. SS       279500               1368.39     360                     357                 5.5
15941382      GII. SS       186392               1029.04     360                     358                 6.25
15941389      GII. SS       320000               1566.67     360                     358                 5.5
15941393      GII. SS       294000               1715        360                     358                 6.625
15941395      GII. SS       189687.61            1264.07     360                     358                 6.625
15941401      GII. SS       252943               1370.11     360                     358                 6.125
15941415      GII. SS       186000               1007.5      360                     358                 6.125
15941417      GII. SS       64000                360         360                     358                 6.375
15941429      GII. SS       410000               2306.25     360                     358                 6.375
15941436      GII. SS       460000               2300        360                     358                 5.625
15941438      GII. SS       256000               1333.33     360                     358                 5.875
15945527      GII. SS       230000               1365.63     360                     358                 6.75
15945531      GII. SS       196000               1163.75     360                     358                 6.75
15945532      GII. SS       249524.33            1539.3      360                     358                 5.875
15945536      GII. SS       144800               829.58      360                     358                 6.5
15945544      GII. SS       399182.35            2366.16     360                     358                 5.5
15945557      GII. SS       449565.36            2528.81     360                     358                 6.375
15945564      GII. SS       124000               671.67      360                     358                 6.125
15945573      GII. SS       648000               3240        360                     358                 5.625
15945576      GII. SS       199500               1122.19     360                     358                 6.375
15945578      GII. SS       246400               1309        360                     358                 6
15945579      GII. SS       148000               832.5       360                     358                 6.375
15945587      GII. SS       335000               1814.58     360                     357                 6.125
15945590      GII. SS       326400               1564        360                     358                 5.375
15945600      GII. SS       167565               855.28      360                     358                 5.75
15945615      GII. SS       267200               1558.67     360                     358                 6.625
15945618      GII. SS       196000               1041.06     360                     358                 6
15945628      GII. SS       230852               1226.4      360                     358                 6
15945631      GII. SS       252000               1365        360                     358                 6.125
15945635      GII. SS       232982               1237.72     360                     358                 6
15948513      GII. SS       413000               2366.15     360                     357                 6.5
15948553      GII. SS       209073               1132.48     360                     358                 6.125
15948558      GII. SS       252000               1365        360                     358                 6.125
15948559      GII. SS       95332                556.1       360                     358                 6.625
15948576      GII. SS       200000               1041.67     360                     358                 5.875
15948587      GII. SS       206273               1009.88     360                     358                 5.5
15948598      GII. SS       256000               1280        360                     358                 5.625
15955215      GII. SS       244000               1347.08     360                     358                 6.25
15955217      GII. SS       483978.32            2671.84     360                     358                 6.25
15955226      GII. SS       214400               1228.33     360                     358                 6.5
15955239      GII. SS       159250               812.84      360                     358                 5.75
16032102      GII. SS       478000               2738.54     360                     359                 6.625
16032103      GII. SS       522400               2938.5      360                     359                 6.5
16032104      GII. SS       770000               4170.83     360                     359                 6.25
16032105      GII. SS       434000               2712.5      360                     359                 7.25
16032106      GII. SS       849253.72            5096.78     360                     359                 5.75
16032107      GII. SS       500000               2864.58     360                     359                 6.625
16032108      GII. SS       525000               2789.06     360                     359                 6.125
16032110      GII. SS       448800               2524.5      360                     359                 6.5
16032111      GII. SS       1290000              5912.5      360                     359                 5.25
16032112      GII. SS       627000               3135        360                     359                 5.75
16032113      GII. SS       640000               3266.67     360                     359                 5.875
16032115      GII. SS       1000000              5833.33     360                     359                 6.75
16032116      GII. SS       500000               2604.17     360                     359                 6
16032077      GII. SS       443642.65            2220        360                     359                 5.75
16032078      GII. SS       750458               4690.36     360                     359                 7.25
16032079      GII. SS       584000               3163.33     360                     359                 6.25
16032080      GII. SS       446962               2467.6      360                     359                 6.375
16032081      GII. SS       716000               4475        360                     359                 7.25
16032082      GII. SS       635929.77            3511.25     360                     359                 6.375
16032083      GII. SS       703200               3882.25     360                     359                 6.375
16032084      GII. SS       560000               3208.33     360                     359                 6.625
16032085      GII. SS       580000               3504.17     360                     359                 7
16032086      GII. SS       650000               3723.96     360                     359                 6.625
16032087      GII. SS       439630.34            2890.49     360                     359                 6.625
16032088      GII. SS       567599.11            4069.22     360                     359                 7.5
16032089      GII. SS       427500               2048.44     360                     359                 5.5
16032090      GII. SS       550400               2924        360                     359                 6.125
16032092      GII. SS       998000               5821.67     360                     359                 6.75
16032093      GII. SS       427000               2535.31     360                     359                 6.875
16032094      GII. SS       640000               3466.67     360                     359                 6.25
16032095      GII. SS       425000               2257.81     360                     359                 6.125
16032096      GII. SS       639200               3329.17     360                     359                 6
16032097      GII. SS       1500000              8125        360                     358                 6.25
16032098      GII. SS       463503.95            2671.05     360                     359                 5.375
16032099      GII. SS       430000               2418.75     360                     359                 6.5
16032101      GII. SS       482872               2615.56     360                     359                 6.25
15985615      GII. SS       552000               3162.5      360                     358                 6.625
15969749      GII. SS       292000               1612.08     360                     358                 6.25
15969753      GII. SS       320000               1600        360                     358                 5.625
15969756      GII. SS       482532.74            3503.54     360                     358                 7.5
15969782      GII. SS       145120               770.95      360                     358                 6
15972203      GII. SS       255000               1434.38     360                     358                 6.375
15972209      GII. SS       182000               1004.79     360                     358                 6.25
15972224      GII. SS       458990.7             2611.83     360                     358                 5.125
15972231      GII. SS       345900               1837.59     360                     358                 6
15972245      GII. SS       120197.1             790.95      360                     358                 6.5
15972246      GII. SS       94400                540.83      360                     358                 6.5
15976515      GII. SS       183900               1091.91     360                     358                 6.75
15976516      GII. SS       184226               1017.08     360                     358                 6.25
15976521      GII. SS       55825.77             367.36      360                     358                 6.5
15976547      GII. SS       272798               1534.49     360                     358                 6.375
15976548      GII. SS       197000               1149.1      360                     357                 6.625
15976552      GII. SS       196480               1043.8      360                     358                 6
15976565      GII. SS       120000               637.5       360                     359                 6
15981340      GII. SS       131120               710.23      360                     358                 6.125
15981351      GII. SS       57423.06             377.87      360                     358                 6.5
15876920      GII. SS       156800               833         360                     356                 6
15767389      GII. SS       506250               2794.92     360                     354                 6.25
15767498      GII. SS       225750               1293.36     360                     355                 6.5
15925011      GII. SS       278400               1595        360                     358                 6.5
15961446      GII. SS       247200               1364.75     360                     358                 6.25
15836108      GII. SS       122219.48            775.66      360                     356                 6.125
15854465      GII. SS       399697.95            2122.86     360                     356                 6
15969690      GII. SS       219333.88            1353.06     360                     358                 5.875
15969691      GII. SS       665520               3812.88     360                     358                 6.5
15969696      GII. SS       87520                510.53      360                     357                 6.625
15969705      GII. SS       215920               1214.55     360                     358                 6.375
15969709      GII. SS       271920               1586.2      360                     358                 6.625
15969714      GII. SS       118580.4             780.31      360                     358                 6.5
15969716      GII. SS       134229               643.18      360                     358                 5.375
15969740      GII. SS       460000               2635.42     360                     358                 6.5
15969741      GII. SS       262747               1505.32     360                     358                 6.5
16011907      GII. SS       152100               871.41      360                     359                 6.5
16011915      GII. SS       123188               654.44      360                     359                 6
16011919      GII. SS       165920               950.58      360                     359                 6.5
16014479      GII. SS       562500               3164.06     360                     359                 6.375
16015676      GII. SS       81640                476.23      360                     359                 6.625
16032008      GII. SS       617600               3088        360                     357                 5.75
16032009      GII. SS       469307               2590.97     360                     358                 6.375
16032011      GII. SS       732000               3888.75     360                     358                 6.125
16032012      GII. SS       499999.99            2708.33     360                     358                 6.25
16032013      GII. SS       489915.2             2449.58     360                     358                 5.75
16032014      GII. SS       617136               3342.82     360                     359                 6.25
16032015      GII. SS       463722               2994.87     360                     358                 7.5
16032017      GII. SS       441886.86            2692.93     360                     357                 5.875
16032018      GII. SS       1190000              6817.71     360                     358                 6.625
16032019      GII. SS       521751.99            3097.9      360                     358                 6.875
16032020      GII. SS       464000               2416.67     360                     359                 6
15619135      GII. SS       392222               2083.68     360                     353                 6
15651082      GII. SS       427999.99            2273.75     360                     354                 6
15656490      GII. SS       412000               2102.92     360                     353                 5.75
15663680      GII. SS       896000               4480        360                     354                 5.625
16011873      GII. SS       301600               1476.58     360                     359                 5.5
16011880      GII. SS       140400               760.5       360                     359                 6.125
16011889      GII. SS       204000               1105        360                     359                 6.125
16011894      GII. SS       197437               1131.15     360                     359                 6.5
15928492      GII. SS       118705.67            791.71      360                     357                 6.625
15948503      GII. SS       165400               809.77      360                     357                 5.5
15961561      GII. SS       191995.51            1179.97     360                     354                 7
15968901      GII. SS       258594               1535.4      360                     358                 6.75
15968906      GII. SS       222519               1158.95     360                     358                 5.875
15968920      GII. SS       444750               2223.75     360                     358                 5.625
15968943      GII. SS       331482               1899.12     360                     358                 6.5
15968944      GII. SS       153698.25            831.53      360                     358                 6.125
15968950      GII. SS       202648               1076.57     360                     358                 6
15968963      GII. SS       155200               873         360                     358                 6.375
15968964      GII. SS       474084               2814.87     360                     358                 6.75
15968968      GII. SS       212010               1214.64     360                     358                 6.5
15968982      GII. SS       167998.92            944.99      360                     358                 6.375
15969524      GII. SS       188803               1101.35     360                     358                 6.625
15969531      GII. SS       162132.99            1080.45     360                     358                 6.625
15969540      GII. SS       319933.33            1732.97     360                     358                 6.125
15969542      GII. SS       154058               834.48      360                     358                 6.125
15969547      GII. SS       325501               1593.6      360                     358                 5.5
15969564      GII. SS       129214               646.07      360                     358                 5.625
15969566      GII. SS       108000               596.25      360                     358                 6.25
15969590      GII. SS       178400               1059.25     360                     358                 6.75
15969595      GII. SS       124740               701.66      360                     358                 6.375
15969611      GII. SS       171197.5             945.15      360                     358                 6.25
15969621      GII. SS       168987.68            1097.95     360                     358                 6.375
15969632      GII. SS       319200               1828.75     360                     358                 6.5
15969647      GII. SS       170400               923         360                     358                 6.125
15969648      GII. SS       127280               729.21      360                     358                 6.5
15969651      GII. SS       349551               2075.46     360                     358                 6.75
15969671      GII. SS       177548               998.71      360                     358                 6.375
15969673      GII. SS       98293.53             573.38      360                     358                 6.625
15969675      GII. SS       423920               2119.6      360                     358                 5.625
15969676      GII. SS       178680               800.34      360                     358                 5
15969686      GII. SS       360000               2137.5      360                     358                 6.75
16011824      GII. SS       209848               1202.25     360                     359                 6.5
16011828      GII. SS       136000               878.33      360                     359                 7.375
16011835      GII. SS       231200               1348.67     360                     359                 6.625
16011837      GII. SS       56000                344.17      360                     359                 7
16011848      GII. SS       115815.2             732.7       360                     359                 6.125
16011855      GII. SS       228000               1235        360                     359                 6.125
16011857      GII. SS       285600               1636.25     360                     359                 6.5
15968835      GII. SS       201788.99            1029.97     360                     358                 5.75
15968849      GII. SS       159944               933.01      360                     358                 6.625
15968851      GII. SS       307664.82            1634.47     360                     358                 6
15968858      GII. SS       499999.95            2916.67     360                     358                 6.625
15968861      GII. SS       189348               1084.81     360                     358                 6.5
15968866      GII. SS       352000               1833.33     360                     358                 5.875
15968884      GII. SS       191920               1119.53     360                     358                 6.625
15968888      GII. SS       142115.77            853.76      360                     358                 5.625
15968890      GII. SS       156028               861.41      360                     358                 6.25
15968894      GII. SS       212800               1219.17     360                     358                 6.5
15960521      GII. SS       187200               1053        360                     358                 6.375
15960540      GII. SS       210400               1227.33     360                     358                 6.625
15961573      GII. SS       424000               2120        360                     358                 5.625
15961575      GII. SS       336000               1855        360                     358                 6.25
15961580      GII. SS       537325               3022.45     360                     358                 6.375
15961588      GII. SS       300200               1688.63     360                     358                 6.375
15961594      GII. SS       346203.57            2019.52     360                     358                 6.625
15961595      GII. SS       154930               903.76      360                     358                 6.625
15961644      GII. SS       204000               1083.75     360                     358                 6
15961646      GII. SS       180000               956.25      360                     358                 6
15961653      GII. SS       468000               2535        360                     357                 6.125
15961674      GII. SS       284655               1601.18     360                     358                 6.375
15968833      GII. SS       163800               904.31      360                     358                 6.25
15968834      GII. SS       199482               1038.97     360                     358                 5.875
15999897      GII. SS       906476               5382.2      360                     359                 6.75
15999914      GII. SS       240000               1275        360                     359                 6
15999921      GII. SS       350400               2299.5      360                     359                 7.5
15999939      GII. SS       109600               650.75      360                     359                 6.75
15999942      GII. SS       265000               1518.23     360                     359                 6.5
15999945      GII. SS       172000               949.58      360                     359                 6.25
15999957      GII. SS       217978.17            1278.67     360                     358                 6.625
16003078      GII. SS       158800               876.71      360                     359                 6.25
16003092      GII. SS       238707               1367.59     360                     359                 6.5
16003097      GII. SS       1000000              5729.17     360                     358                 6.5
16003126      GII. SS       760000               4037.5      360                     359                 6
16003127      GII. SS       384000               2160        360                     358                 6.375
16003139      GII. SS       323721.04            2101.46     360                     359                 6.375
16003154      GII. SS       480000               2850        360                     359                 6.75
16010552      GII. SS       239876               1224.37     360                     359                 5.75
16010554      GII. SS       237600               1287        360                     359                 6.125
16010561      GII. SS       284800               1602        360                     357                 6.375
16010573      GII. SS       92800                502.67      360                     359                 6.125
16010588      GII. SS       68800                358.33      360                     359                 5.875
16010604      GII. SS       127400               756.44      360                     359                 6.75
16010607      GII. SS       152000               870.83      360                     359                 6.5
16010609      GII. SS       107360               615.08      360                     359                 6.5
16011782      GII. SS       163858.8             1063.7      360                     359                 6.375
16011793      GII. SS       125787.69            827.73      360                     358                 6.5
16011812      GII. SS       64748.18             436.57      360                     359                 6.75
16032057      GII. SS       467555.94            2881.56     360                     359                 6
16032058      GII. SS       1000000              5625        360                     359                 6.5
16032061      GII. SS       640000               3133.33     360                     359                 5.625
16032062      GII. SS       520000               2545.83     360                     359                 5.625
16032063      GII. SS       999000               5827.5      360                     359                 6.75
16032064      GII. SS       633600               3168        360                     359                 5.75
16032065      GII. SS       1365740              7682.29     360                     358                 6.5
16032066      GII. SS       491986               2664.92     360                     358                 6.25
16032067      GII. SS       460000               2491.67     360                     359                 6.25
16032068      GII. SS       468000               2827.5      360                     359                 7
16032069      GII. SS       516000               2633.75     360                     359                 5.875
16032070      GII. SS       431295.55            2837.93     360                     359                 6.625
16032071      GII. SS       1397399.75           8734.18     360                     358                 6.125
16032072      GII. SS       560000               3208.33     360                     359                 6.625
16032073      GII. SS       560000               3266.67     360                     359                 6.75
16032075      GII. SS       425600               2261        360                     359                 6.125
16032076      GII. SS       650000               3994.79     360                     359                 7.125
15999673      GII. SS       240000               1300        360                     359                 6.125
15999578      GII. SS       500000               2812.5      360                     358                 6.375
15999536      GII. SS       377000               2081.35     360                     359                 6.25
15999542      GII. SS       184800               1020.25     360                     359                 6.25
15999526      GII. SS       166760               955.4       360                     359                 6.5
15999446      GII. SS       341432.33            2248.67     360                     358                 6.5
15990436      GII. SS       132480               786.6       360                     359                 6.75
15990453      GII. SS       292000               1703.33     360                     359                 6.625
15994841      GII. SS       159375               913.09      360                     359                 6.5
15961563      GII. SS       666621.09            4389.93     360                     358                 6.625
15961557      GII. SS       400000               2250        360                     357                 6.5
15990002      GII. SS       245550               1432.37     360                     359                 6.625
15990025      GII. SS       672000               3920        360                     359                 6.625
15990269      GII. SS       195835.34            1287.58     360                     359                 6.5
15987473      GII. SS       124950               715.86      360                     358                 6.5
15987474      GII. SS       133400               722.58      360                     358                 6.125
15987476      GII. SS       117932.56            737.11      360                     358                 6
15987489      GII. SS       113680               592.08      360                     358                 5.875
15987494      GII. SS       203156               1163.91     360                     358                 6.5
15987519      GII. SS       112232               619.61      360                     358                 6.25
15987546      GII. SS       177592               906.46      360                     358                 5.75
15987592      GII. SS       663750               3595.31     360                     359                 6.125
15987395      GII. SS       410000               2434.38     360                     358                 6.75
15985416      GII. SS       318400               1691.5      360                     358                 6
15985557      GII. SS       145200               831.87      360                     358                 6.5
15985311      GII. SS       143300               835.92      360                     358                 6.625
15985611      GII. SS       149500               825.36      360                     358                 6.25
15985627      GII. SS       199192               1161.95     360                     359                 6.625
15987310      GII. SS       135100               788.08      360                     355                 6.625
15982810      GII. SS       240000               1300        360                     359                 6.125
15982865      GII. SS       233736.22            1461.1      360                     358                 6
15982944      GII. SS       192500               1062.76     360                     359                 6.25
15982956      GII. SS       242500               1288.28     360                     358                 6
15983010      GII. SS       92661.83             648.87      360                     358                 7.125
15983025      GII. SS       244000               1347.08     360                     359                 6.25
15985051      GII. SS       205600               1113.67     360                     359                 6.125
15985234      GII. SS       166714               955.13      360                     359                 6.5
15985260      GII. SS       107800               640.06      360                     359                 6.75
15985276      GII. SS       335024.99            1954.31     360                     357                 6.625
15985297      GII. SS       139880               772.25      360                     358                 6.25
15982801      GII. SS       270000               1575        360                     359                 6.625
15982749      GII. SS       516000               2902.5      360                     358                 6.375
15982638      GII. SS       959200               5695.25     360                     359                 6.75
15982616      GII. SS       417000               2475.94     360                     358                 6.75
15982618      GII. SS       267800.63            1450.59     360                     358                 6.125
15982621      GII. SS       349600               1893.67     360                     358                 6.125
15981165      GII. SS       147920               816.64      360                     358                 6.25
15982528      GII. SS       113502.19            736.81      360                     359                 6.375
15981170      GII. SS       422474               2068.36     360                     358                 5.5
15981180      GII. SS       623135.08            3699.86     360                     358                 6.75
15982558      GII. SS       268600               1594.81     360                     359                 6.75
15982576      GII. SS       379641.43            2056.39     360                     358                 6.125
15981206      GII. SS       141326               794.96      360                     358                 6.375
15981211      GII. SS       213887.76            1425.34     360                     358                 6.625
15981223      GII. SS       180000               1031.25     360                     358                 6.5
15981226      GII. SS       156000               893.75      360                     358                 6.5
15975224      GII. SS       220400               1239.75     360                     358                 6.375
15980889      GII. SS       392000               2245.83     360                     359                 6.5
15980906      GII. SS       97500                548.44      360                     359                 6.375
15980963      GII. SS       502800               2514        360                     359                 5.625
15980965      GII. SS       116150               653.34      360                     358                 6.375
15980740      GII. SS       173950               924.11      360                     358                 6
15980746      GII. SS       474950               2622.12     360                     359                 6.25
15980774      GII. SS       51515.15             343.3       360                     358                 6.625
15980777      GII. SS       106000               618.33      360                     358                 6.625
15980792      GII. SS       252000               1365        360                     356                 6.125
15975203      GII. SS       230000               1245.83     360                     359                 6.125
15971797      GII. SS       86369.94             494.83      360                     358                 6.5
15971702      GII. SS       159956.23            849.77      360                     359                 6
15971704      GII. SS       165750               897.81      360                     358                 6.125
15971875      GII. SS       224889.75            1265        360                     358                 6.375
15971877      GII. SS       93100                523.69      360                     358                 6.375
15974839      GII. SS       226000               1247.71     360                     359                 6.25
15971731      GII. SS       245427               1406.09     360                     358                 6.5
15974888      GII. SS       196720               1106.55     360                     358                 6.375
15974892      GII. SS       354400               1993.5      360                     358                 6.375
15974992      GII. SS       320000               1833.33     360                     359                 6.5
15975026      GII. SS       221962.98            1248.54     360                     359                 6.375
15975066      GII. SS       178444               929.4       360                     359                 5.875
15975126      GII. SS       104000               595.83      360                     359                 6.5
15975154      GII. SS       90000                534.38      360                     359                 6.75
15971444      GII. SS       205600               1220.75     360                     358                 6.75
15971494      GII. SS       211633.91            1375.03     360                     358                 6.375
15971509      GII. SS       409900               2433.78     360                     358                 6.75
15971388      GII. SS       374268               2183.23     360                     359                 6.625
15971586      GII. SS       194800               1095.75     360                     359                 6.375
15971593      GII. SS       420850               2411.12     360                     359                 6.5
15971674      GII. SS       356498               2116.71     360                     358                 6.75
15969424      GII. SS       245000               1378.13     360                     358                 6.375
15969426      GII. SS       275966.25            1466.07     360                     358                 6
15969453      GII. SS       379000               1973.96     360                     358                 5.875
15969458      GII. SS       124437.44            777.77      360                     358                 6
15969390      GII. SS       107175               569.37      360                     358                 6
15969403      GII. SS       548179.99            3083.51     360                     358                 6.375
15969419      GII. SS       170380               976.14      360                     358                 6.5
15968552      GII. SS       199441.33            1247.74     360                     357                 6
15968559      GII. SS       447686.9             2834.83     360                     358                 6.125
15969287      GII. SS       212000               1170.42     360                     359                 6.25
15968571      GII. SS       142500               801.56      360                     358                 6.375
15969061      GII. SS       178400               984.92      360                     358                 6.25
15969070      GII. SS       203889               1125.64     360                     358                 6.25
15969083      GII. SS       222087               1110.44     360                     358                 5.625
15969084      GII. SS       224000               1190        360                     358                 6
15969137      GII. SS       188000               998.75      360                     358                 6
15969330      GII. SS       288750               1594.14     360                     358                 6.25
15969331      GII. SS       312000               1722.5      360                     358                 6.25
15969341      GII. SS       213120.17            1394.49     360                     358                 6.375
15969177      GII. SS       224000               1120        360                     358                 5.625
15969198      GII. SS       149120               807.73      360                     358                 6.125
15969216      GII. SS       244800               1402.5      360                     358                 6.5
15968242      GII. SS       129688               661.95      360                     358                 5.75
15968268      GII. SS       184948               1194.46     360                     358                 7.375
15968293      GII. SS       377500               2123.44     360                     358                 6.375
15968296      GII. SS       1067000              6113.02     360                     358                 6.5
15968299      GII. SS       259920               1489.12     360                     358                 6.5
15968308      GII. SS       535000               2842.19     360                     358                 6
15968326      GII. SS       183990               1034.94     360                     358                 6.375
15968327      GII. SS       251758.94            1494.82     360                     358                 6.75
15968397      GII. SS       227960               1329.77     360                     359                 6.625
15968520      GII. SS       105520               571.57      360                     358                 6.125
15968488      GII. SS       144800               829.58      360                     358                 6.5
15968118      GII. SS       511600               2931.04     360                     358                 6.5
15968130      GII. SS       271992               1501.62     360                     358                 6.25
15968136      GII. SS       229004               1288.15     360                     358                 6.375
15968137      GII. SS       299981.25            1781.14     360                     358                 6.75
15968141      GII. SS       230660               1201.35     360                     358                 5.875
15968024      GII. SS       328930               1815.97     360                     359                 6.25
15961503      GII. SS       234780               1369.55     360                     358                 6.625
15961514      GII. SS       59105.03             398.84      360                     358                 6.75
15961531      GII. SS       150000               812.5       360                     357                 6.125
15967953      GII. SS       385000               2205.73     360                     358                 6.5
15967955      GII. SS       224000               1330        360                     359                 6.75
15967958      GII. SS       144000               795         360                     358                 6.25
15967984      GII. SS       479802.52            2349.03     360                     358                 5.5
15967988      GII. SS       290000               1691.67     360                     358                 6.625
15967991      GII. SS       223920               1096.27     360                     358                 5.5
15967997      GII. SS       245500               1380.94     360                     358                 6.375
15968003      GII. SS       210400               1183.5      360                     358                 6.375
15961383      GII. SS       164800               909.83      360                     358                 6.25
15961425      GII. SS       465000               2518.75     360                     358                 6.125
15961429      GII. SS       392000               2164.17     360                     358                 6.25
15961452      GII. SS       190071.22            1234.93     360                     358                 6.375
15961240      GII. SS       188600               1060.88     360                     358                 6.375
15961257      GII. SS       355600               1963.21     360                     358                 6.25
15961287      GII. SS       412800               2322        360                     358                 6.375
15961308      GII. SS       372000               1976.25     360                     358                 6
15961076      GII. SS       300000               1531.25     360                     359                 5.75
15961158      GII. SS       178792.9             1205.53     360                     359                 6.75
15961095      GII. SS       220000               1283.33     360                     358                 6.625
15961102      GII. SS       337500               1898.44     360                     358                 6.375
15961153      GII. SS       190320               1209.33     360                     359                 7.25
15960938      GII. SS       209600               1200.83     360                     358                 6.5
15960940      GII. SS       74400                434         360                     359                 6.625
15960995      GII. SS       181859.55            1004.02     360                     358                 6.25
15961010      GII. SS       340512               1879.91     360                     358                 6.25
15961012      GII. SS       242432               1363.68     360                     358                 6.375
15961014      GII. SS       540412               3039.82     360                     358                 6.375
15961016      GII. SS       265704               1494.59     360                     358                 6.375
15961035      GII. SS       76000                435.42      360                     358                 6.5
15960159      GII. SS       80264.53             528.17      360                     358                 6.5
15960166      GII. SS       172000               895.83      360                     357                 5.875
15960168      GII. SS       273000               1564.06     360                     358                 6.5
15960170      GII. SS       258000               1209.38     360                     358                 5.25
15960345      GII. SS       241600               1208        360                     358                 5.625
15960349      GII. SS       143920               824.54      360                     358                 6.5
15960352      GII. SS       159920               932.87      360                     358                 6.625
15960923      GII. SS       760120               4513.21     360                     359                 6.75
15960198      GII. SS       206250               1181.64     360                     357                 6.5
15960207      GII. SS       1267500              7129.69     360                     358                 6.375
15960226      GII. SS       158600               892.13      360                     358                 6.375
15960232      GII. SS       288000               1530        360                     357                 6
15960234      GII. SS       182250               1006.17     360                     357                 6.25
15960240      GII. SS       330000               1890.62     360                     358                 6.5
15960276      GII. SS       134600               785.17      360                     355                 6.625
15960311      GII. SS       316000               1810.42     360                     358                 6.5
15959881      GII. SS       263950               1512.21     360                     358                 6.5
15959894      GII. SS       359000               1944.58     360                     358                 6.125
15959899      GII. SS       417000               2345.63     360                     358                 6.375
15959987      GII. SS       178400               1040.67     360                     358                 6.625
15959992      GII. SS       223920               1212.9      360                     358                 6.125
15960052      GII. SS       125792               668.27      360                     358                 6
15960059      GII. SS       64459.26             389.44      360                     358                 6.875
15960114      GII. SS       380000               2137.5      360                     359                 6.375
15960124      GII. SS       399650               2123.14     360                     358                 6
15960128      GII. SS       223383               1186.72     360                     357                 6
15960136      GII. SS       131665.39            867.15      360                     357                 6.5
15960140      GII. SS       208000               1083.33     360                     358                 5.875
15960146      GII. SS       780000               4225        360                     358                 6.125
15959856      GII. SS       192700               1023.72     360                     359                 6
15959796      GII. SS       287100               1704.66     360                     358                 6.75
15959027      GII. SS       242700               1415.75     360                     359                 6.625
15959102      GII. SS       79200                445.5       360                     359                 6.375
15959151      GII. SS       134750               757.97      360                     358                 6.375
15959159      GII. SS       328000               1879.17     360                     357                 6.5
15959740      GII. SS       669000               3763.13     360                     359                 6.375
15959164      GII. SS       134750               757.97      360                     358                 6.375
15958988      GII. SS       171858               1020.41     360                     359                 6.75
15988761      GII. SS       960000               5600        360                     357                 6.625
15988768      GII. SS       639650               3664.66     360                     358                 6.5
15988682      GII. SS       612500               3636.72     360                     359                 6.75
15897708      GII. SS       204650               916.66      360                     353                 5
15897709      GII. SS       131900               714.46      360                     351                 6.125
15897711      GII. SS       189498.8             848.8       360                     352                 5
15897714      GII. SS       100000               541.67      360                     353                 6.125
15897715      GII. SS       507143.66            2482.89     360                     353                 5.5
15897725      GII. SS       432000               2115        360                     354                 5.5
15928637      GII. SS       299166.25            1945.79     360                     357                 6.375
15898031      GII. SS       87498.53             541.34      360                     355                 5.875
16001936      GII. SS       150000               750         360                     359                 5.625
16001983      GII. SS       283999.42            1686.25     360                     359                 6.75
16001993      GII. SS       116000               640.42      360                     359                 6.25
16009339      GII. SS       628000               3597.92     360                     359                 6.5
16011728      GII. SS       128000               746.67      360                     359                 6.625
15988328      GII. SS       268500               1538.28     360                     359                 6.5
15989908      GII. SS       417000               2389.06     360                     359                 6.5
15994746      GII. SS       279918               1662.01     360                     359                 6.75
15987206      GII. SS       180000               1031.25     360                     359                 6.5
15987246      GII. SS       436964.61            2764.42     360                     359                 6.125
15988327      GII. SS       151862.58            960.75      360                     359                 6.125
15988330      GII. SS       193600               1028.5      360                     359                 6
15988322      GII. SS       253100               1476.42     360                     359                 6.625
15984993      GII. SS       299000               1650.73     360                     359                 6.25
15984999      GII. SS       110320               643.53      360                     359                 6.625
15971319      GII. SS       663414.16            4251.67     360                     359                 6.25
15971366      GII. SS       337500               1863.28     360                     359                 6.25
15974753      GII. SS       137600               759.67      360                     359                 6.25
15980551      GII. SS       243795.01            1602.91     360                     359                 6.5
15980580      GII. SS       417000               2128.44     360                     359                 5.75
15980540      GII. SS       409000               2300.63     360                     359                 6.375
15982457      GII. SS       162240               828.1       360                     359                 5.75
15982463      GII. SS       103350               527.52      360                     359                 5.75
15985007      GII. SS       104000               563.33      360                     359                 6.125
15984982      GII. SS       327731.13            2182.2      360                     359                 6.625
15961525      GII. SS       712500               4304.69     360                     358                 6.875
15961528      GII. SS       899760.94            4779.98     360                     357                 6.125
15985609      GII. SS       268000               1479.58     360                     358                 6.375
15988574      GII. SS       304000               1710        360                     359                 6.375
15958904      GII. SS       191999.99            1140        360                     359                 6.75
15988602      GII. SS       99120.67             668.33      360                     359                 6.75
15958923      GII. SS       492000               2562.5      360                     358                 5.875
15958925      GII. SS       419920               2274.57     360                     358                 6.125
15988425      GII. SS       139620.56            871.86      360                     359                 6
15988455      GII. SS       73500                436.41      360                     359                 6.75
15988500      GII. SS       268800               1344        360                     357                 5.625
15988501      GII. SS       171250               891.93      360                     358                 5.875
15988504      GII. SS       223593.9             1415.84     360                     358                 6.125
15958875      GII. SS       440000               2337.5      360                     358                 6
16032036      GII. SS       1410000              7784.38     360                     358                 6.375
16032038      GII. SS       999909.64            5728.65     360                     358                 6.625
16032039      GII. SS       2900000              16614.58    360                     359                 6.625
16032040      GII. SS       499536.9             3119.35     360                     359                 6.125
16032041      GII. SS       562027.44            3695.22     360                     359                 6.625
16032042      GII. SS       788000               3857.92     360                     358                 5.625
16032043      GII. SS       723750               3769.53     360                     359                 6
16032044      GII. SS       628000               3794.17     360                     359                 7
16032046      GII. SS       583000               3400.83     360                     359                 6.75
16032047      GII. SS       556000               3127.5      360                     359                 6.5
16032048      GII. SS       869621.88            4619.87     360                     358                 6.125
16032049      GII. SS       900000               5250        360                     358                 6.75
16032050      GII. SS       1860000              10075       360                     359                 6.25
16032051      GII. SS       520000               3358.33     360                     358                 7.5
16032052      GII. SS       1000000              5312.5      360                     359                 6.125
16032053      GII. SS       425000               2434.9      360                     359                 6.625
16032054      GII. SS       506750.51            3247.66     360                     359                 6.375
16032055      GII. SS       435883.61            2361.67     360                     359                 6.25
15988043      GII. SS       164531.68            891.21      360                     359                 6.125
15988053      GII. SS       294000               1623.13     360                     359                 6.25
15988064      GII. SS       184695.83            1230.81     360                     358                 6.625
15988065      GII. SS       169332.97            1100.28     360                     358                 6.375
15989035      GII. SS       337534.58            1968.95     360                     358                 6.625
15989043      GII. SS       215000               1254.17     360                     359                 6.625
15989049      GII. SS       344000               1935        360                     358                 6.375
15989068      GII. SS       439200               2562        360                     358                 6.625
15989087      GII. SS       132500               703.91      360                     359                 6
15989098      GII. SS       136500               782.03      360                     359                 6.5
15991815      GII. SS       128000               733.33      360                     359                 6.5
15991818      GII. SS       345997               2018.32     360                     358                 6.625
15991840      GII. SS       118300               702.41      360                     359                 6.75
15991844      GII. SS       119250               708.05      360                     359                 6.75
15991850      GII. SS       411360               2228.2      360                     358                 6.125
15991851      GII. SS       400000               2166.67     360                     358                 6.125
15991860      GII. SS       137250               671.95      360                     359                 5.5
15991866      GII. SS       518439               3024.23     360                     358                 6.625
15991868      GII. SS       523497               2835.61     360                     358                 6.125
15995161      GII. SS       390000               2112.5      360                     359                 6.125
15995166      GII. SS       402384               2095.75     360                     359                 5.875
15995174      GII. SS       124000               684.58      360                     358                 6.25
15995197      GII. SS       318400               1757.83     360                     359                 6.25
15995219      GII. SS       283072               1592.28     360                     359                 6.375
15995230      GII. SS       208908               1044.54     360                     359                 5.625
15995231      GII. SS       247519.95            1418.08     360                     359                 6.5
15995239      GII. SS       196000               1122.92     360                     359                 6.5
15995240      GII. SS       208000               1191.67     360                     359                 6.5
15561748      GII. SS       82555                429.97      360                     352                 5.875
16014142      GII. SS       201850               1135.41     360                     359                 6.5
15959322      GII. SS       368558               1766.01     360                     358                 5.375
15959329      GII. SS       559000               2911.46     360                     358                 5.875
15959339      GII. SS       199100               1139.93     360                     358                 6.5
15959349      GII. SS       115255               660.32      360                     358                 6.5
15960422      GII. SS       176134.74            1058.13     360                     358                 5.625
15960439      GII. SS       196000               1000.42     360                     358                 5.75
15960445      GII. SS       406400               2286        360                     358                 6.375
15960457      GII. SS       139495.96            883.32      360                     358                 6.125
15960458      GII. SS       119978.45            779.53      360                     358                 6.375
15960467      GII. SS       194800               1055.17     360                     358                 6.125
15960472      GII. SS       150149.77            828.87      360                     358                 6.25
15960473      GII. SS       93816.82             571.15      360                     358                 5.75
15960492      GII. SS       282577.99            1383.46     360                     358                 5.5
15960494      GII. SS       107773.94            630.26      360                     358                 5.375
15960497      GII. SS       111151.72            722.18      360                     358                 6.375
15960507      GII. SS       223920               1142.93     360                     352                 5.75
15960517      GII. SS       152950               844.41      360                     358                 6.25
15879212      GII. SS       367000               1911.46     360                     358                 5.875
15892193      GII. SS       455730               2658.43     360                     358                 6.625
15899454      GII. SS       191120               1035.23     360                     358                 6.125
15899398      GII. SS       658000               3906.88     360                     359                 6.75
15922109      GII. SS       182647               1065.44     360                     359                 6.625
15961558      GII. SS       177692.62            1154.51     360                     358                 6.375
15603011      GII. SS       167599.94            907.83      360                     353                 6.125
15608476      GII. SS       213200               1154.83     360                     354                 6.125
15608502      GII. SS       249600               1196        360                     353                 5.375
15602664      GII. SS       72061.54             434.67      360                     354                 5.625
15599214      GII. SS       116000               664.58      360                     353                 6.5
15599245      GII. SS       171149.97            891.41      360                     353                 5.875
15599323      GII. SS       191920               1119.53     360                     354                 6.625
15599339      GII. SS       70772.42             368.61      360                     353                 5.875
15601753      GII. SS       106320               598.05      360                     354                 6.375
15601571      GII. SS       272000               1360        360                     354                 5.625
15555539      GII. SS       271999.99            1445        360                     354                 6
15263940      GII. SS       193575               947.71      360                     349                 5.5
15900583      GII. SS       1690000              9506.25     360                     357                 6.375
15954498      GII. SS       176000               1045        360                     358                 6.75
15941128      GII. SS       174200               979.88      360                     358                 6.375
15522993      GII. SS       185250               984.14      360                     352                 6
15522972      GII. SS       217550               1201.06     360                     351                 6.25
15961389      GII. SS       196000               1122.92     360                     358                 6.625
15961391      GII. SS       206859.33            1378.51     360                     358                 6.75
15961357      GII. SS       144000               825         360                     358                 6.625
15961372      GII. SS       180000               1050        360                     358                 6.75
15968587      GII. SS       148000               801.67      360                     356                 6.25
15922050      GII. SS       604795.45            3548.13     360                     355                 5.5
15922045      GII. SS       272000               1473.33     360                     357                 6.25
15942182      GII. SS       327000               1600.94     360                     356                 5.5
15942183      GII. SS       488000               2541.67     360                     357                 5.875
15942184      GII. SS       404000               1977.92     360                     355                 5.5
15942186      GII. SS       228000               1306.25     360                     357                 6.5
15942187      GII. SS       242698.05            1188.21     360                     356                 5.5
15942188      GII. SS       300000               1906.25     360                     357                 7.25
15942189      GII. SS       260000               1272.92     360                     357                 5.5
15942190      GII. SS       280000               1400        360                     356                 5.625
15942192      GII. SS       228000               1282.5      360                     357                 6.375
15942193      GII. SS       147200               797.33      360                     356                 6.125
15942194      GII. SS       348000               2102.5      360                     357                 6.875
15942195      GII. SS       203997               1062.48     360                     356                 5.875
15942196      GII. SS       127046.22            648.47      360                     356                 5.75
15942198      GII. SS       139800               742.69      360                     357                 6
15942199      GII. SS       132200               674.77      360                     356                 5.75
15942200      GII. SS       114800               562.04      360                     356                 5.5
15942202      GII. SS       284000               1538.33     360                     357                 6.125
15942205      GII. SS       135897.03            721.95      360                     357                 6
15942206      GII. SS       160000               833.33      360                     357                 5.875
15942207      GII. SS       56500                288.39      360                     357                 5.75
15961482      GII. SS       352000               1906.67     360                     358                 6.25
15692543      GII. SS       308403.19            1962.34     360                     355                 6.125
15941087      GII. SS       124000               645.83      360                     357                 5.875
15941103      GII. SS       204000               1062.5      360                     357                 5.875
15931112      GII. SS       392000               2286.67     360                     358                 6.625
15931127      GII. SS       241800               1334.94     360                     358                 6.25
15931138      GII. SS       272000               1558.33     360                     358                 6.5
15931248      GII. SS       197100               985.5       360                     358                 5.625
15931514      GII. SS       208000               1126.67     360                     358                 6.125
15932726      GII. SS       183307.13            1103.17     360                     357                 5.625
15932858      GII. SS       133000               761.98      360                     358                 6.5
15928611      GII. SS       119200               670.5       360                     358                 6.375
15929636      GII. SS       128000               733.33      360                     358                 6.5
15929743      GII. SS       393000               1924.06     360                     358                 5.5
15929750      GII. SS       415000               2204.69     360                     358                 6
15928149      GII. SS       200000               1166.67     360                     358                 6.625
15925626      GII. SS       688000               3941.67     360                     358                 6.5
15411709      GII. SS       189200               1005.13     360                     353                 6
15738714      GII. SS       75752                386.65      360                     353                 5.75
15738745      GII. SS       224857.99            1217.98     360                     356                 6.125
15738221      GII. SS       196800               1066        360                     355                 6.125
15782697      GII. SS       2590000              15108.33    360                     354                 6.625
15513880      GII. SS       168000               735         360                     352                 4.875
15905607      GII. SS       171750               1001.88     360                     358                 6.625
15905618      GII. SS       156800               833         360                     358                 6
15905659      GII. SS       369311.62            2154.32     360                     358                 6.625
15907666      GII. SS       284000               1479.17     360                     358                 5.875
15907640      GII. SS       248000               1395        360                     359                 6.375
15907646      GII. SS       260000               1462.5      360                     358                 6.375
15911212      GII. SS       180000               1068.75     360                     358                 6.75
15911202      GII. SS       400000               2375        360                     358                 6.75
15922133      GII. SS       181670.03            1150.37     360                     358                 6.125
15922111      GII. SS       163200               935         360                     358                 6.5
15922121      GII. SS       195952.64            1256.94     360                     358                 6.25
15922131      GII. SS       188800               1022.67     360                     358                 6.125
15922095      GII. SS       57850                319.39      360                     359                 6.25
15924599      GII. SS       266250               1553.12     360                     359                 6.625
15924561      GII. SS       143900               854.41      360                     358                 6.75
15924544      GII. SS       267495               1504.66     360                     359                 6.375
15728225      GII. SS       298073               1614.56     360                     355                 6.125
15728302      GII. SS       347750               1774.97     360                     354                 5.75
15728305      GII. SS       205200               1175.62     360                     355                 6.5
15728373      GII. SS       55250                322.29      360                     356                 6.625
15728145      GII. SS       348000               1957.5      360                     355                 6.375
15728326      GII. SS       197520               1111.05     360                     355                 6.375
15862485      GII. SS       205890               1222.47     360                     358                 6.75
15862515      GII. SS       73000                410.63      360                     358                 6.375
15862507      GII. SS       456000               2707.5      360                     358                 6.75
15864067      GII. SS       505803.34            3241.58     360                     359                 6.25
15870694      GII. SS       65835.74             428.08      360                     358                 6.375
15870622      GII. SS       210000               1093.75     360                     358                 5.875
15870643      GII. SS       229540               1530.27     360                     358                 7.625
15870649      GII. SS       981238               5212.83     360                     358                 6
15870683      GII. SS       235200               1396.5      360                     358                 6.75
15870653      GII. SS       277600               1648.25     360                     358                 6.75
15874141      GII. SS       446250               2603.12     360                     358                 6.625
15875495      GII. SS       144988.8             860.87      360                     358                 6.75
15875519      GII. SS       240000               1425        360                     358                 6.75
15875496      GII. SS       167000               939.38      360                     358                 6.375
15875485      GII. SS       226000               1247.71     360                     358                 6.25
15875516      GII. SS       181600               1040.42     360                     358                 6.5
15879198      GII. SS       177600               999         360                     358                 6.375
15880621      GII. SS       157774.55            903.92      360                     358                 6.5
15905535      GII. SS       1000000              5416.67     360                     358                 6.125
15880641      GII. SS       248000               1343.33     360                     358                 6.125
15731144      GII. SS       98719.6              555.3       360                     355                 6.375
15731159      GII. SS       105549.7             704.56      360                     356                 6.625
15731224      GII. SS       225000               1265.63     360                     355                 6.375
15731300      GII. SS       153600               752         360                     356                 5.5
15892172      GII. SS       131920               783.28      360                     358                 6.75
15892173      GII. SS       126099.25            709.31      360                     358                 6.375
15892213      GII. SS       234763.14            1467.35     360                     358                 6
15899385      GII. SS       315000               1837.5      360                     358                 6.625
15899394      GII. SS       273817               1597.27     360                     358                 6.625
15901887      GII. SS       691339.07            4104.83     360                     358                 6.75
15901856      GII. SS       245000               1173.96     360                     358                 5.375
15901889      GII. SS       240800               1379.58     360                     358                 6.5
15901873      GII. SS       540559.61            3153.26     360                     358                 6.625
15866024      GII. SS       143500               852.04      360                     359                 6.75
15723345      GII. SS       157600               935.75      360                     355                 6.75
15723890      GII. SS       299920               1530.84     360                     355                 5.75
15723583      GII. SS       420000               2406.25     360                     355                 6.5
15723638      GII. SS       228014               1140.07     360                     355                 5.625
15723596      GII. SS       235200               1102.5      360                     355                 5.25
15723661      GII. SS       162150               945.88      360                     355                 6.625
15728615      GII. SS       187000               1051.88     360                     355                 6.375
15716540      GII. SS       162043               843.97      360                     355                 5.875
15716577      GII. SS       90995                492.89      360                     356                 6.125
15716597      GII. SS       104000               606.67      360                     356                 6.625
15716606      GII. SS       93200                553.38      360                     355                 6.75
15716631      GII. SS       190000               1108.33     360                     355                 6.625
15716474      GII. SS       183986.55            996.59      360                     355                 6.125
15716494      GII. SS       188000               979.17      360                     356                 5.875
15719863      GII. SS       314999.98            1837.5      360                     355                 6.625
15861500      GII. SS       186427               1048.66     360                     359                 6.375
15719848      GII. SS       277425               1560.52     360                     355                 6.375
15861528      GII. SS       500000               2604.17     360                     358                 5.875
15704866      GII. SS       258015.63            1638.32     360                     355                 6.125
15704917      GII. SS       93202.27             614.89      360                     355                 6.5
15704797      GII. SS       368637.32            2221.33     360                     355                 5.625
15716314      GII. SS       199920               1020.42     360                     355                 5.75
15857363      GII. SS       112425               632.4       360                     358                 6.375
15857364      GII. SS       388000               2101.67     360                     358                 6.125
15857376      GII. SS       239200               1370.42     360                     358                 6.5
15857367      GII. SS       424000               2252.5      360                     358                 6
15839779      GII. SS       229500               1338.75     360                     358                 6.625
15839786      GII. SS       424000               2340.84     360                     358                 6.25
15704724      GII. SS       120000               637.5       360                     355                 6
15841166      GII. SS       308000               1764.58     360                     358                 6.5
15704745      GII. SS       120000               637.5       360                     355                 6
15704759      GII. SS       120000               637.5       360                     356                 6
15843392      GII. SS       210000               1137.5      360                     358                 6.125
15843399      GII. SS       464000               2513.33     360                     358                 6.125
15500991      GII. SS       212818               1219.27     360                     358                 6.5
15704389      GII. SS       465500               2327.5      360                     355                 5.625
15807656      GII. SS       200000               979.17      360                     358                 5.5
15831880      GII. SS       290000               1631.25     360                     358                 6.375
15833066      GII. SS       210770.91            1414.1      360                     357                 6.625
15818931      GII. SS       281423.56            1668.14     360                     358                 5.5
15820004      GII. SS       219805.89            1408.69     360                     359                 6.25
15704525      GII. SS       648000               3510        360                     355                 6.125
15704533      GII. SS       241991               1260.37     360                     356                 5.875
15704536      GII. SS       175916.17            1103        360                     355                 6
15704544      GII. SS       284000               1331.25     360                     355                 5.25
15704573      GII. SS       193159               1046.28     360                     355                 6.125
15705049      GII. SS       309000               1480.62     360                     355                 5.375
15704355      GII. SS       232000               1232.5      360                     355                 6
15961468      GII. SS       320000               1833.33     360                     358                 6.625
15924796      GII. SS       160000               883.33      360                     358                 6.25
15921920      GII. SS       121331.99            695.13      360                     358                 6.5
15921626      GII. SS       409175               2429.48     360                     358                 6.75
15961462      GII. SS       296250               1604.69     360                     358                 6.25
15838191      GII. SS       583512               3403.82     360                     358                 6.625
16001409      GII. SS       228750               1310.55     360                     358                 6.5
15999326      GII. SS       255384               1489.74     360                     358                 6.625
15846569      GII. SS       279150               1570.22     360                     357                 6.375
15995102      GII. SS       311920               1787.04     360                     359                 6.5
15995141      GII. SS       321778.25            1810        360                     358                 6.375
15995149      GII. SS       219100               1163.97     360                     358                 6
15941156      GII. SS       290224               1481.35     360                     358                 5.75
15941157      GII. SS       291542.13            1396.97     360                     358                 5.375
15941158      GII. SS       332613               1767.01     360                     358                 6
15988715      GII. SS       124800               728         360                     358                 6.625
15988747      GII. SS       134383.81            769.91      360                     358                 6.5
15988801      GII. SS       70923.2              472.63      360                     358                 6.625
15988693      GII. SS       148000               770.83      360                     358                 5.875
15988639      GII. SS       349672.68            1966.91     360                     358                 6.375
15988911      GII. SS       552000               2990        360                     358                 6.125
15988511      GII. SS       117279.32            743.32      360                     357                 6.125
15990259      GII. SS       274084               1341.87     360                     358                 5.5
15990404      GII. SS       380000               2137.5      360                     359                 6.375
15987973      GII. SS       188091               1293.13     360                     358                 7.875
15745308      GII. SS       233600               1387        360                     357                 6.75
15988576      GII. SS       125062.66            716.5       360                     358                 6.5
15988465      GII. SS       346500               1876.87     360                     359                 6.125
15671319      GII. SS       180000               843.75      360                     353                 5.25
15900529      GII. SS       156720               848.9       360                     357                 6.125
15748952      GII. SS       164000               768.75      360                     357                 5.25
15899799      GII. SS       180948               1074.38     360                     358                 6.75
15871923      GII. SS       274999.55            1489.58     360                     358                 6.125
15871926      GII. SS       70409.06             469.2       360                     358                 6.625
15871931      GII. SS       274999.91            1489.58     360                     358                 6.125
15900372      GII. SS       124980.15            689.99      360                     357                 6.25
15900477      GII. SS       385994.34            1970.18     360                     358                 5.75
15874191      GII. SS       206716               1141.24     360                     358                 6.25
15985554      GII. SS       1000000              5833.33     360                     358                 6.625
15874823      GII. SS       502800               2880.62     360                     358                 6.5
15987471      GII. SS       198038               1113.96     360                     358                 6.375
15875950      GII. SS       387028               2015.77     360                     358                 5.875
15876708      GII. SS       152658.98            958.26      360                     356                 6
15879406      GII. SS       571719               3275.47     360                     358                 6.5
15987407      GII. SS       282400               1617.92     360                     359                 6.5
15879698      GII. SS       299429.22            1847.15     360                     358                 5.875
15879861      GII. SS       160263.99            968.26      360                     358                 6.875
15987905      GII. SS       90000                440.62      360                     359                 5.5
15880227      GII. SS       431200               2425.5      360                     358                 6.375
15880563      GII. SS       335330               1641.72     360                     358                 5.5
15889915      GII. SS       328267.76            1743.92     360                     357                 6
15889971      GII. SS       170711.83            1123.35     360                     358                 6.5
15892721      GII. SS       605991.99            3534.95     360                     358                 6.625
15893136      GII. SS       249648.82            1430.28     360                     358                 6.5
15902126      GII. SS       301400               1663.98     360                     358                 6.25
15933242      GII. SS       372792               2058.12     360                     357                 6.25
15936164      GII. SS       101200               590.33      360                     356                 6.625
15936514      GII. SS       277450               1473.95     360                     356                 6
15937763      GII. SS       109200               523.25      360                     358                 5.375
15937949      GII. SS       190199.14            1010.43     360                     357                 6
15938223      GII. SS       215919.04            1147.07     360                     356                 6
15938242      GII. SS       971750               5567.32     360                     357                 6.5
15938250      GII. SS       53625                284.88      360                     357                 6
15938253      GII. SS       171500               982.55      360                     358                 6.5
15938259      GII. SS       446960               2374.48     360                     358                 6
15938260      GII. SS       223112               1115.56     360                     358                 5.625
15938267      GII. SS       135152               774.31      360                     358                 6.5
15938272      GII. SS       53625                284.88      360                     357                 6
15938274      GII. SS       176000               1026.67     360                     358                 6.625
15938290      GII. SS       58500                310.78      360                     357                 6
15938303      GII. SS       92967.5              532.63      360                     358                 6.5
15938306      GII. SS       178824               894.12      360                     358                 5.625
15938312      GII. SS       215920               1282.03     360                     358                 6.75
15938338      GII. SS       122800               703.54      360                     358                 6.5
15938349      GII. SS       828000               4485        360                     358                 6.125
15938350      GII. SS       122728.77            758.56      360                     356                 5.875
15938368      GII. SS       130000               731.25      360                     357                 6.375
15938376      GII. SS       411676               2315.68     360                     357                 6.375
15938412      GII. SS       256600               1389.92     360                     357                 6.125
15938430      GII. SS       153852               913.5       360                     358                 6.75
15940536      GII. SS       184000               958.33      360                     359                 5.875
15940558      GII. SS       139500               712.03      360                     355                 5.75
15940561      GII. SS       209599.99            1222.67     360                     354                 6.625
15940577      GII. SS       179820.81            1079.19     360                     359                 5.625
15940603      GII. SS       371200               1894.67     360                     359                 5.75
15940606      GII. SS       151994.96            823.31      360                     358                 6.125
15940612      GII. SS       243440               1394.71     360                     358                 6.5
15940614      GII. SS       328964.73            2164.72     360                     358                 6.5
15940645      GII. SS       349600               2002.92     360                     357                 6.5
15940663      GII. SS       193600               1068.83     360                     358                 6.25
15940682      GII. SS       305336               1590.29     360                     358                 5.875
15940831      GII. SS       399750               2248.59     360                     358                 6.375
15940869      GII. SS       368800               2151.33     360                     358                 6.625
15940971      GII. SS       390375               2317.85     360                     359                 6.75
15941008      GII. SS       180000               956.25      360                     357                 6
15941014      GII. SS       291200               1486.33     360                     357                 5.75
15941027      GII. SS       398790               2367.82     360                     359                 6.75
15941028      GII. SS       146660               763.85      360                     358                 5.875
15941034      GII. SS       287992               1499.96     360                     358                 5.875
15941035      GII. SS       133972               711.73      360                     358                 6
15941038      GII. SS       368984.75            1960.23     360                     358                 6
15941048      GII. SS       240000               1400        360                     358                 6.625
15941056      GII. SS       252000               1496.25     360                     358                 6.75
15941064      GII. SS       359992               1912.46     360                     358                 6
15941069      GII. SS       331556.23            1554.17     360                     357                 5.25
15941072      GII. SS       201592               1049.96     360                     358                 5.875
15941074      GII. SS       162000               843.75      360                     357                 5.875
15941083      GII. SS       179700               1066.97     360                     357                 6.75
15947982      GII. SS       275000               1460.94     360                     358                 6
15948307      GII. SS       320820.03            1771.19     360                     357                 6.25
15948473      GII. SS       128000               733.33      360                     358                 6.5
15954293      GII. SS       341250               1955.08     360                     358                 6.5
15954321      GII. SS       253500               1478.75     360                     358                 6.625
15954393      GII. SS       121000               693.23      360                     358                 6.5
15954401      GII. SS       172000               913.75      360                     357                 6
15954431      GII. SS       363750               1894.53     360                     357                 5.875
15954476      GII. SS       128593.13            836.22      360                     357                 6.375
15954481      GII. SS       88109.08             558.43      360                     357                 6.125
15954532      GII. SS       352000               2016.67     360                     358                 6.5
15954782      GII. SS       226200               1272.38     360                     358                 6.375
15954938      GII. SS       216000               1237.5      360                     358                 6.5
15956817      GII. SS       195250               1159.3      360                     358                 6.75
15956956      GII. SS       599984.47            3499.91     360                     358                 6.625
15957174      GII. SS       202816               1077.46     360                     358                 6
15957308      GII. SS       225536               1268.64     360                     358                 6.375
15957389      GII. SS       107200               603         360                     358                 6.375
15958864      GII. SS       377800               2243.19     360                     358                 6.75
15958942      GII. SS       268000               1591.25     360                     358                 6.75
15959071      GII. SS       308000               1796.67     360                     358                 6.625
15959074      GII. SS       483100               2516.15     360                     358                 5.875
15959172      GII. SS       169305               987.61      360                     358                 6.625
15959860      GII. SS       183616               918.08      360                     358                 5.625
15959861      GII. SS       191900               999.48      360                     357                 5.875
15959896      GII. SS       417000               2389.06     360                     358                 6.5
15959928      GII. SS       359200               2057.92     360                     358                 6.5
15959980      GII. SS       1000000              5312.5      360                     359                 6
15960055      GII. SS       352000               1796.67     360                     359                 5.75
15961161      GII. SS       150720               847.8       360                     359                 6.375
15961280      GII. SS       368000               2108.33     360                     359                 6.5
15985464      GII. SS       241752.68            1569.35     360                     359                 6.375
15987541      GII. SS       196000               1143.33     360                     357                 6.625
15987561      GII. SS       175920               1026.2      360                     359                 6.625
15987644      GII. SS       359294               2133.31     360                     358                 6.75
15988498      GII. SS       138850               708.71      360                     358                 5.75
15988858      GII. SS       392000               2245.83     360                     359                 6.5
15988991      GII. SS       100125               573.63      360                     358                 6.5
15990229      GII. SS       151000               849.38      360                     358                 6.375
15990343      GII. SS       133600               723.67      360                     358                 6.125
15990392      GII. SS       141794.73            921.27      360                     358                 6.375
15995087      GII. SS       268608               1566.88     360                     359                 6.625
15995091      GII. SS       118400               703         360                     359                 6.75
15995093      GII. SS       211850               1257.86     360                     359                 6.75
15995108      GII. SS       127048               688.18      360                     359                 6.125
15998954      GII. SS       380000               2216.67     360                     359                 6.625
15961447      GII. SS       284000               1390.42     360                     358                 5.625
15999305      GII. SS       98800                535.17      360                     359                 6.125
15999354      GII. SS       352600               1652.81     360                     357                 5.25
15999375      GII. SS       121500               696.09      360                     358                 6.5
16001660      GII. SS       349365.47            2212.24     360                     358                 6.125
16013956      GII. SS       191540               857.94      360                     352                 5
15985504      GII. SS       1000000              5729.17     360                     358                 6.5
15932514      GII. SS       200000               1062.5      360                     358                 6
15940482      GII. SS       516000               2956.25     360                     358                 6.5
15942246      GII. SS       417000               2345.63     360                     358                 6.375
15959665      GII. SS       221000               1197.08     360                     359                 6.125
15989866      GII. SS       220800               1288        360                     359                 6.625
15954468      GII. SS       143799.44            808.87      360                     357                 6.375
15954518      GII. SS       228000               1235        360                     358                 6.125
15954562      GII. SS       252000               1312.5      360                     358                 5.875
15954593      GII. SS       522620.97            2939.74     360                     358                 6.375
15954673      GII. SS       313600               1502.67     360                     356                 5.375
15954689      GII. SS       248000               1446.67     360                     357                 6.625
15954707      GII. SS       399238.95            2462.87     360                     358                 5.875
15954854      GII. SS       139050               796.64      360                     358                 6.5
15954856      GII. SS       199600               1185.13     360                     357                 6.75
15954873      GII. SS       139050               796.64      360                     358                 6.5
15954875      GII. SS       111230               648.84      360                     357                 6.625
15954934      GII. SS       171968               985.23      360                     358                 6.5
15954987      GII. SS       379080               2013.86     360                     357                 6
15954992      GII. SS       196000               1163.75     360                     358                 6.75
15954994      GII. SS       447223               2329.29     360                     357                 5.875
15955007      GII. SS       422500               2376.56     360                     357                 6.375
15956761      GII. SS       249750               1404.84     360                     358                 6.375
15897716      GII. SS       447912.87            1959.62     360                     354                 4.875
15897717      GII. SS       91954.37             450.19      360                     353                 5.5
15897721      GII. SS       377988.43            1771.82     360                     354                 5.25
15897732      GII. SS       456668.36            2426.05     360                     355                 6
15897733      GII. SS       450000               2109.38     360                     355                 5.25
15897735      GII. SS       514997.71            2467.7      360                     356                 5.375
15897736      GII. SS       141666.64            935.47      360                     355                 6.5
15897737      GII. SS       999000               5723.44     360                     355                 6.5
15954422      GII. SS       73500                421.09      360                     358                 6.5
15954425      GII. SS       225921               1270.81     360                     358                 6.375
15947947      GII. SS       437736               2325.47     360                     356                 6
15948055      GII. SS       288000               1650        360                     358                 6.5
15948133      GII. SS       148720               867.53      360                     358                 6.625
15948145      GII. SS       126392               724.12      360                     358                 6.5
15948155      GII. SS       92754                512.08      360                     358                 6.25
15948266      GII. SS       180794.06            922.8       360                     357                 5.75
15948286      GII. SS       96000                560         360                     357                 6.625
15948300      GII. SS       283000               1444.48     360                     357                 5.75
15948323      GII. SS       265036               1435.61     360                     357                 6.125
15948326      GII. SS       464640.36            2420        360                     357                 5.875
15948352      GII. SS       186000               1046.25     360                     358                 6.375
15948494      GII. SS       415892               2209.43     360                     358                 6
15954362      GII. SS       560000               2975        360                     357                 6
15954407      GII. SS       320000               1833.33     360                     358                 6.5
15942705      GII. SS       304154.79            1647.51     360                     358                 6.125
15942739      GII. SS       94488.73             462.6       360                     358                 5.5
15942750      GII. SS       210000               1137.5      360                     358                 6.125
15940591      GII. SS       146250               853.13      360                     358                 6.625
15940695      GII. SS       219269.99            1210.55     360                     358                 6.25
15940751      GII. SS       285000               1632.81     360                     358                 6.5
15940899      GII. SS       169626.58            1102.1      360                     358                 6.375
15940983      GII. SS       96400                482         360                     357                 5.625
15941046      GII. SS       368606               2035.01     360                     358                 6.25
15941047      GII. SS       188875.23            1023.07     360                     357                 6.125
15941092      GII. SS       151000               849.38      360                     357                 6.375
15942377      GII. SS       494000               2933.13     360                     358                 6.75
15942475      GII. SS       682500               3839.06     360                     358                 6.375
15942486      GII. SS       192000               920         360                     358                 5.375
15942521      GII. SS       505387               2737.51     360                     358                 6.125
15942612      GII. SS       176479               974.31      360                     357                 6.25
15942649      GII. SS       176653.76            1048.88     360                     357                 6.75
15938184      GII. SS       276000               1552.5      360                     357                 6.375
15938189      GII. SS       320000               1700        360                     357                 6
15938195      GII. SS       222950               1323.77     360                     357                 6.75
15938201      GII. SS       292000               1399.17     360                     355                 5.375
15938337      GII. SS       335900               1854.45     360                     358                 6.25
15938391      GII. SS       182799.6             952.08      360                     357                 5.875
15938403      GII. SS       119998.23            649.99      360                     357                 6.125
15938426      GII. SS       57442.94             364.07      360                     357                 6.125
15940531      GII. SS       567000               3248.44     360                     358                 6.5
15940546      GII. SS       136960               798.93      360                     358                 6.625
15938058      GII. SS       174400               962.83      360                     358                 6.25
15938067      GII. SS       142999.58            774.58      360                     358                 6.125
15938075      GII. SS       159430.89            1049.12     360                     358                 6.5
15938080      GII. SS       440500               2615.47     360                     358                 6.75
15938088      GII. SS       116000               676.67      360                     358                 6.625
15938096      GII. SS       182850               971.39      360                     357                 6
15938120      GII. SS       258650               1427.96     360                     358                 6.25
15938123      GII. SS       379200               2054        360                     358                 6.125
15938139      GII. SS       220833               1242.19     360                     357                 6.375
15938143      GII. SS       216000               1215        360                     358                 6.375
15938164      GII. SS       265950               1523.67     360                     359                 6.5
15908274      GII. SS       444999.81            2456.77     360                     358                 6.25
15853223      GII. SS       447996.65            2146.65     360                     354                 5.375
15853224      GII. SS       480000               2300        360                     355                 5.375
15853236      GII. SS       271550               1301.18     360                     354                 5.375
15853237      GII. SS       499083.13            2491.26     360                     354                 5.615
15853242      GII. SS       448000               2193.33     360                     356                 5.5
15853251      GII. SS       476000               2231.25     360                     354                 5.25
15853256      GII. SS       436000               1907.5      360                     354                 4.875
15853259      GII. SS       336000               1677.2      360                     354                 5.615
15853260      GII. SS       326016.17            1966.53     360                     354                 5.625
15853261      GII. SS       224000               1026.67     360                     355                 5.125
15853266      GII. SS       448500               2335.94     360                     356                 5.875
15853267      GII. SS       356000               2002.5      360                     356                 6.375
15853268      GII. SS       632572               2833.4      360                     352                 5
15853281      GII. SS       434975               2084.26     360                     354                 5.375
15853318      GII. SS       249600               1326        360                     356                 6
15853324      GII. SS       149200               699.38      360                     354                 5.25
15853335      GII. SS       204000               998.75      360                     354                 5.5
15853340      GII. SS       225450               1033.31     360                     355                 5.125
15853344      GII. SS       302387.4             1417.44     360                     354                 5.25
15853350      GII. SS       107995.43            539.08      360                     353                 5.615
15853353      GII. SS       71767.62             485.08      360                     356                 6.75
15853357      GII. SS       696000               3697.5      360                     356                 6
15853361      GII. SS       183900               900.34      360                     354                 5.5
15853363      GII. SS       326250               1563.28     360                     354                 5.375
15853366      GII. SS       87480.51             541.83      360                     356                 5.875
15905907      GII. SS       549520               3091.05     360                     358                 6.375
15906049      GII. SS       131200               751.67      360                     358                 6.5
15902450      GII. SS       219200               1118.83     360                     358                 5.75
15902478      GII. SS       112000               641.67      360                     358                 6.5
15902680      GII. SS       260800               1439.83     360                     357                 6.25
15902773      GII. SS       463379               2558.24     360                     358                 6.25
15937843      GII. SS       305300               1590.1      360                     357                 5.875
15937872      GII. SS       128831.64            711.26      360                     357                 6.25
15937997      GII. SS       187500               1132.81     360                     358                 6.875
15936434      GII. SS       184032               1054.35     360                     358                 6.5
15936497      GII. SS       416000               2383.33     360                     358                 6.5
15936501      GII. SS       273926               1426.7      360                     357                 5.875
15936510      GII. SS       99533.12             590.59      360                     357                 5.5
15936523      GII. SS       297442               1549.18     360                     357                 5.875
15936525      GII. SS       368759               1997.44     360                     357                 6.125
15936527      GII. SS       200000               1104.17     360                     357                 6.25
15936546      GII. SS       251259               1256.3      360                     357                 5.625
15936551      GII. SS       280000               1545.83     360                     357                 6.25
15853193      GII. SS       302400               1449        360                     354                 5.375
15853194      GII. SS       222412.46            1341.55     360                     353                 5.615
15853195      GII. SS       172000               788.33      360                     354                 5.125
15853198      GII. SS       421778.55            2541.47     360                     354                 5.615
15853199      GII. SS       184000               881.67      360                     355                 5.375
15853200      GII. SS       136000               679.89      360                     354                 5.624
15853202      GII. SS       244682.85            1532.22     360                     356                 6
15853205      GII. SS       442500               2350.78     360                     356                 6
15853209      GII. SS       456000               1995        360                     353                 4.875
15825350      GII. SS       139198.52            710.49      360                     353                 5.75
15936349      GII. SS       502240               2772.78     360                     358                 6.25
15893098      GII. SS       143920               764.58      360                     357                 6
15899582      GII. SS       108500               632.92      360                     358                 6.625
15902620      GII. SS       161788.67            1052.09     360                     357                 6.375
15902681      GII. SS       1487500              9296.88     360                     357                 7.125
15902834      GII. SS       294913               1658.89     360                     358                 6.375
15879619      GII. SS       200000               1166.67     360                     358                 6.625
15879749      GII. SS       174560               854.62      360                     358                 5.5
15879868      GII. SS       191250               1035.94     360                     357                 6.125
15880211      GII. SS       95200                555.33      360                     358                 6.625
15880233      GII. SS       240800               1354.5      360                     358                 6.375
15880241      GII. SS       240000               1300        360                     357                 6.125
15880311      GII. SS       223940.18            1189.68     360                     355                 6
15880355      GII. SS       360000               2062.5      360                     358                 6.5
15880379      GII. SS       281600               1496        360                     357                 6
15880508      GII. SS       153899               881.71      360                     357                 6.5
15890005      GII. SS       240000               1325        360                     358                 6.25
15893006      GII. SS       399000               2119.69     360                     357                 6
15893046      GII. SS       86779.47             571.53      360                     357                 6.5
15893081      GII. SS       165750               932.34      360                     358                 6.375
15899678      GII. SS       165750               932.34      360                     358                 6.375
15899700      GII. SS       213800               1158.08     360                     358                 6.125
15899708      GII. SS       214500               1161.87     360                     358                 6.125
15899753      GII. SS       348000               1848.75     360                     358                 6
15877972      GII. SS       127520               650.88      360                     358                 5.75
15876107      GII. SS       456551.68            2893.61     360                     357                 6.125
15877817      GII. SS       216000               1237.5      360                     358                 6.5
15877905      GII. SS       344932               1652.8      360                     358                 5.375
15874812      GII. SS       185768               1006.24     360                     358                 6.125
15875692      GII. SS       399600               2289.37     360                     358                 6.5
15875752      GII. SS       174000               1015        360                     357                 6.625
15874793      GII. SS       650000               3791.67     360                     358                 6.625
15874801      GII. SS       650000               3656.25     360                     357                 6.375
15864160      GII. SS       459442.99            2632.23     360                     357                 6.5
15864400      GII. SS       202560.99            1118.31     360                     356                 6.25
15868536      GII. SS       193858               1029.87     360                     353                 6
15869013      GII. SS       265426               1520.67     360                     358                 6.5
15871495      GII. SS       168079.47            945.45      360                     358                 6.375
15874247      GII. SS       134046               754.01      360                     357                 6.375
15838430      GII. SS       219350               1233.84     360                     358                 6.375
15839994      GII. SS       90400                470.83      360                     356                 5.875
15840208      GII. SS       912546               4182.5      360                     357                 5.125
15842149      GII. SS       400000               2250        360                     357                 6.375
15961556      GII. SS       650000               3723.96     360                     358                 6.625
15957178      GII. SS       120000               600         360                     355                 5.625
15957265      GII. SS       142190               785.01      360                     358                 6.25
15957270      GII. SS       255440               1463.46     360                     358                 6.5
15957274      GII. SS       156000               926.25      360                     358                 6.75
15957291      GII. SS       110500               633.07      360                     358                 6.5
15957300      GII. SS       139050               796.64      360                     358                 6.5
15957324      GII. SS       650000               3791.67     360                     358                 6.625
15957338      GII. SS       188000               1077.08     360                     357                 6.5
15957354      GII. SS       240000               1250        360                     358                 5.875
15957358      GII. SS       146296.61            792.44      360                     358                 6.125
15957360      GII. SS       296000               1726.67     360                     358                 6.625
15957366      GII. SS       304072               1710.41     360                     357                 6.375
15957368      GII. SS       290400               1633.5      360                     358                 6.375
15957377      GII. SS       131665.39            867.15      360                     357                 6.5
15957379      GII. SS       173040               937.3       360                     358                 6.125
15957383      GII. SS       278850               1539.48     360                     357                 6.25
15948357      GII. SS       120100               663.05      360                     357                 6.25
15948410      GII. SS       210800               1141.83     360                     358                 6.125
15948415      GII. SS       307700               1794.92     360                     357                 6.625
15948421      GII. SS       164549               942.73      360                     357                 6.5
15948424      GII. SS       1302000              7323.75     360                     358                 6.375
15948475      GII. SS       139920               801.62      360                     358                 6.5
15948496      GII. SS       656072               3553.72     360                     358                 6.125
15948501      GII. SS       211487               1145.55     360                     358                 6.125
15948505      GII. SS       206351               1182.22     360                     358                 6.5
15948521      GII. SS       184000               1035        360                     358                 6.375
15948525      GII. SS       300000               1656.25     360                     358                 6.25
15954253      GII. SS       292000               1672.92     360                     358                 6.5
15954331      GII. SS       234800               1198.46     360                     358                 5.75
15954354      GII. SS       386211.75            2212.67     360                     358                 6.5
15954365      GII. SS       88000                485.83      360                     357                 6.25
15954366      GII. SS       208879               1153.19     360                     358                 6.25
15954390      GII. SS       266500               1443.54     360                     357                 6.125
15954398      GII. SS       99727.32             632.07      360                     357                 6.125
15954403      GII. SS       84000                481.25      360                     358                 6.5
15954404      GII. SS       105000               601.56      360                     357                 6.5
15954405      GII. SS       68600                393.02      360                     358                 6.5
15954406      GII. SS       112000               641.67      360                     357                 6.5
15954412      GII. SS       123280               693.45      360                     358                 6.375
15954427      GII. SS       242250               1413.12     360                     357                 6.625
15954446      GII. SS       104756.74            600.17      360                     357                 6.5
15954456      GII. SS       202640.8             1299.83     360                     358                 6.25
15954459      GII. SS       676000               3732.08     360                     358                 6.25
15954460      GII. SS       159999.69            833.33      360                     358                 5.875
15954467      GII. SS       294000               1653.75     360                     358                 6.375
15954475      GII. SS       105000               601.56      360                     357                 6.5
15954477      GII. SS       105000               601.56      360                     357                 6.5
15954501      GII. SS       319100               1894.66     360                     357                 6.75
15954506      GII. SS       93600                546         360                     358                 6.625
15954543      GII. SS       367688               2183.15     360                     357                 6.75
15948250      GII. SS       175200               949         360                     357                 6.125
15954595      GII. SS       155572               891.3       360                     358                 6.5
15954603      GII. SS       365680               2018.86     360                     358                 6.25
15954622      GII. SS       255200               1515.25     360                     358                 6.75
15954631      GII. SS       240144.59            1560.27     360                     358                 6.375
15954638      GII. SS       372000               2053.75     360                     358                 6.25
15954644      GII. SS       241600               1384.17     360                     358                 6.5
15954657      GII. SS       296000               1665        360                     358                 6.375
15954684      GII. SS       292000               1703.33     360                     358                 6.625
15954685      GII. SS       567000               3012.19     360                     358                 6
15954704      GII. SS       204900               1067.19     360                     358                 5.875
15948271      GII. SS       307760               1827.33     360                     358                 6.75
15948275      GII. SS       477903.92            2588.65     360                     357                 6.125
15954810      GII. SS       260356.65            1247.54     360                     358                 5.375
15954813      GII. SS       200000               1187.5      360                     357                 6.75
15954833      GII. SS       1300000              7718.75     360                     358                 6.75
15954922      GII. SS       190965               1133.85     360                     358                 6.75
15954942      GII. SS       115667               674.72      360                     358                 6.625
15954947      GII. SS       211495.2             1211.69     360                     357                 6.5
15954976      GII. SS       140800               821.33      360                     358                 6.625
15954981      GII. SS       197300               1150.92     360                     358                 6.625
15954988      GII. SS       50050                297.17      360                     358                 6.75
15955001      GII. SS       508200               2541        360                     357                 5.625
15955018      GII. SS       287186               1406.01     360                     358                 5.5
15987829      GII. SS       975000               5382.81     360                     358                 6.25
15987834      GII. SS       745000               4423.44     360                     358                 6.75
15987862      GII. SS       60900                361.59      360                     359                 6.75
15947944      GII. SS       239200               1295.67     360                     358                 6.125
15947955      GII. SS       103900               595.26      360                     358                 6.5
15947958      GII. SS       300000               1468.75     360                     358                 5.5
15947978      GII. SS       327791.66            1843.83     360                     358                 6.375
15948002      GII. SS       159730.39            1051.09     360                     358                 6.5
15948022      GII. SS       219375.99            1279.69     360                     358                 6.625
15948068      GII. SS       335000               1779.69     360                     358                 6
15947816      GII. SS       290000               1419.79     360                     358                 5.5
15948110      GII. SS       478000               2589.17     360                     358                 6.125
15948122      GII. SS       360000               2062.5      360                     359                 6.5
15947875      GII. SS       212000               1170.42     360                     358                 6.25
15948147      GII. SS       121932               622.36      360                     357                 5.75
15948171      GII. SS       165216               963.76      360                     358                 6.625
15948179      GII. SS       118800               631.13      360                     357                 6
15948188      GII. SS       102281.1             543.37      360                     357                 6
15942797      GII. SS       158600               908.65      360                     358                 6.5
15942824      GII. SS       348992               1890.37     360                     358                 6.125
15942892      GII. SS       280000               1604.17     360                     358                 6.5
15937703      GII. SS       358400               1904        360                     358                 6
15937707      GII. SS       147750.62            972.25      360                     358                 6.5
15937724      GII. SS       237999.99            1363.54     360                     358                 6.5
15937728      GII. SS       152000               760         360                     358                 5.625
15936207      GII. SS       128699.55            697.12      360                     357                 6.125
15936215      GII. SS       340800               1881.5      360                     358                 6.25
15936278      GII. SS       393250               1966.25     360                     358                 5.625
15937753      GII. SS       301544               1727.6      360                     358                 6.5
15937769      GII. SS       180250               1032.68     360                     358                 6.5
15937814      GII. SS       121408               720.86      360                     358                 6.75
15936364      GII. SS       304708.99            1618.77     360                     358                 6
15936376      GII. SS       101250               590.62      360                     358                 6.625
15936424      GII. SS       125828               734         360                     358                 6.625
15936494      GII. SS       311682.86            1688.28     360                     356                 6.125
15936496      GII. SS       241215               1356.83     360                     357                 6.375
15937826      GII. SS       255920               1492.87     360                     358                 6.625
15937828      GII. SS       120750               679.22      360                     357                 6.375
15937838      GII. SS       159592               914.33      360                     357                 6.5
15937874      GII. SS       177750               999.84      360                     357                 6.375
15937875      GII. SS       164243               872.54      360                     357                 6
15937876      GII. SS       142232               814.87      360                     358                 6.5
15937884      GII. SS       159150               862.06      360                     358                 6.125
15937886      GII. SS       141592               811.2       360                     357                 6.5
15936515      GII. SS       444500               2500.31     360                     357                 6.375
15937891      GII. SS       157950               937.83      360                     357                 6.75
15937895      GII. SS       137350               686.75      360                     358                 5.625
15937900      GII. SS       581250               3330.08     360                     357                 6.5
15937914      GII. SS       141237               720.9       360                     357                 5.75
15937922      GII. SS       146472               747.62      360                     357                 5.75
15937923      GII. SS       172800               990         360                     357                 6.5
15937926      GII. SS       195000               1035.94     360                     357                 6
15936520      GII. SS       144117               795.65      360                     357                 6.25
15936530      GII. SS       249600               1274        360                     357                 5.75
15936532      GII. SS       248000               1162.5      360                     357                 5.25
15936533      GII. SS       229591.5             1291.45     360                     356                 6.375
15936535      GII. SS       264382.56            1765.92     360                     356                 6.625
15936537      GII. SS       250000               1197.92     360                     357                 5.375
15937682      GII. SS       176450               955.77      360                     358                 6.125
15937683      GII. SS       1999000              10619.69    360                     358                 6
15936041      GII. SS       296036.76            1634.37     360                     358                 6.25
15936053      GII. SS       264800               1544.67     360                     358                 6.625
15936063      GII. SS       671250               4475        360                     356                 7.625
15936065      GII. SS       120000               637.5       360                     357                 6
15936094      GII. SS       363811               2084.33     360                     358                 6.5
15933027      GII. SS       261680               1526.47     360                     359                 6.625
15933065      GII. SS       500000               2812.5      360                     358                 6.375
15933235      GII. SS       98224.19             638.74      360                     357                 6.375
15933239      GII. SS       975000               5179.69     360                     357                 6
15933094      GII. SS       285951.81            1953.75     360                     358                 6.875
15933119      GII. SS       307630               1794.51     360                     358                 6.625
15933122      GII. SS       199200               1182.75     360                     358                 6.75
15933148      GII. SS       199730               1040.26     360                     357                 5.875
15933173      GII. SS       179298               1027.23     360                     358                 6.5
15933209      GII. SS       270129               1603.89     360                     359                 6.75
15933216      GII. SS       178283               947.13      360                     358                 6
15933219      GII. SS       289880               1570.18     360                     358                 6.125
15935990      GII. SS       280000               1604.17     360                     358                 6.5
15936003      GII. SS       210000               1159.38     360                     358                 6.25
15936031      GII. SS       151200               882         360                     358                 6.625
15932774      GII. SS       192000               1140        360                     358                 6.75
15932794      GII. SS       180000               1031.25     360                     359                 6.5
15932795      GII. SS       193284               1147.62     360                     358                 6.75
15932811      GII. SS       145280               756.67      360                     357                 5.875
15932854      GII. SS       152000               744.17      360                     358                 5.5
15932907      GII. SS       225750               1316.87     360                     358                 6.625
15931395      GII. SS       258452.93            1679.22     360                     358                 6.375
15931406      GII. SS       400000               2291.67     360                     358                 6.5
15931423      GII. SS       194400               1053        360                     358                 6.125
15931487      GII. SS       271221.71            1674.75     360                     357                 5.875
15931502      GII. SS       773600               4512.67     360                     358                 6.625
15931526      GII. SS       380792               2062.62     360                     357                 6.125
15931529      GII. SS       350000               1713.54     360                     357                 5.5
15931547      GII. SS       146520.7             903.87      360                     358                 5.875
15931548      GII. SS       231800               1110.71     360                     357                 5.375
15931555      GII. SS       190000               950         360                     357                 5.625
15931560      GII. SS       374700               1951.56     360                     357                 5.875
15931578      GII. SS       296000               1572.5      360                     357                 6
15931587      GII. SS       219400               1279.83     360                     358                 6.625
15930229      GII. SS       79792.19             518.88      360                     357                 6.375
15930240      GII. SS       114400               619.67      360                     357                 6.125
15930251      GII. SS       153200               861.75      360                     357                 6.375
15929744      GII. SS       162126.36            1066.85     360                     358                 6.5
15929756      GII. SS       271541.65            1786.85     360                     358                 6.5
15929784      GII. SS       145650               758.59      360                     357                 5.875
15929788      GII. SS       140150               773.74      360                     357                 6.25
15929799      GII. SS       109440               570         360                     357                 5.875
15930263      GII. SS       255640               1411.35     360                     358                 6.25
15930271      GII. SS       870960               5171.33     360                     358                 6.75
15930273      GII. SS       143336               791.33      360                     358                 6.25
15929810      GII. SS       131622.29            812.75      360                     357                 5.875
15931001      GII. SS       239920               1349.55     360                     358                 6.375
15931031      GII. SS       316000               1810.42     360                     358                 6.5
15931055      GII. SS       197634.68            1306.87     360                     358                 6.5
15929833      GII. SS       119592               672.71      360                     357                 6.375
15929834      GII. SS       127832               719.06      360                     357                 6.375
15931066      GII. SS       309600               1741.5      360                     358                 6.375
15931067      GII. SS       166400               953.33      360                     358                 6.5
15931132      GII. SS       223368               1326.25     360                     358                 6.75
15931141      GII. SS       339989.08            1877.02     360                     358                 6.25
15931176      GII. SS       131788.25            889.31      360                     358                 6.75
15929889      GII. SS       131914.51            769.5       360                     358                 6.625
15929940      GII. SS       100427               564.9       360                     357                 6.375
15929954      GII. SS       494800               2628.63     360                     356                 6
15929959      GII. SS       372000               2015        360                     357                 6.125
15930070      GII. SS       388000               2263.33     360                     358                 6.625
15930095      GII. SS       68254.64             334.16      360                     355                 5.5
15930099      GII. SS       291200               1425.67     360                     358                 5.5
15930103      GII. SS       127199.97            728.75      360                     358                 6.5
15931201      GII. SS       215992               1237.45     360                     359                 6.5
15931202      GII. SS       272000               1473.33     360                     358                 6.125
15931215      GII. SS       195000               1076.56     360                     358                 6.25
15931239      GII. SS       101672               603.68      360                     358                 6.75
15931267      GII. SS       288157.54            1872.22     360                     358                 6.375
15931304      GII. SS       224015.65            1420.89     360                     358                 6.125
15931321      GII. SS       342000               1888.12     360                     357                 6.25
15931338      GII. SS       288000               1560        360                     357                 6.125
15931339      GII. SS       147200.65            957.23      360                     357                 6.375
15929728      GII. SS       319920               1866.2      360                     358                 6.625
15929644      GII. SS       273531.09            1844.3      360                     359                 6.75
15929657      GII. SS       630000               3609.37     360                     358                 6.5
15929448      GII. SS       166999.99            817.6       360                     358                 5.5
15929598      GII. SS       183040               1048.67     360                     358                 6.5
15929630      GII. SS       158540               842.24      360                     355                 6
15928178      GII. SS       359461.24            2021.97     360                     357                 6.375
15928181      GII. SS       157300               852.04      360                     358                 6.125
15956915      GII. SS       257600               1475.83     360                     358                 6.5
15928228      GII. SS       611446.96            4494.31     360                     358                 7.625
15956962      GII. SS       283268               1652.4      360                     359                 6.625
15956968      GII. SS       640000               3400        360                     359                 6
15957045      GII. SS       70336.35             444.98      360                     359                 6.125
15957082      GII. SS       222400               1251        360                     358                 6.375
15956827      GII. SS       311200               1815.33     360                     358                 6.625
15957112      GII. SS       175871.32            1160.92     360                     358                 6.5
15957119      GII. SS       188000               1096.67     360                     358                 6.625
15957134      GII. SS       320000               1833.33     360                     359                 6.5
15957137      GII. SS       317976.33            2118.99     360                     358                 6.625
15956831      GII. SS       139050               796.64      360                     358                 6.5
15956837      GII. SS       551298.73            3490.91     360                     358                 6.125
15956876      GII. SS       238400               1316.17     360                     358                 6.25
15927959      GII. SS       384000               2040        360                     358                 6
15927967      GII. SS       212300               1216.3      360                     358                 6.5
15927973      GII. SS       239559.74            1222.75     360                     358                 5.75
15927977      GII. SS       312000               1690        360                     357                 6.125
15927986      GII. SS       262500               1531.25     360                     358                 6.625
15928019      GII. SS       116962.08            789.26      360                     358                 6.75
15928035      GII. SS       469695               2690.96     360                     358                 6.5
15928043      GII. SS       100720               577.04      360                     358                 6.5
15928050      GII. SS       500000               2864.58     360                     357                 6.5
15928057      GII. SS       239150               1345.22     360                     358                 6.375
15928058      GII. SS       197128               1108.85     360                     357                 6.375
15928088      GII. SS       252000               1417.5      360                     358                 6.375
15987783      GII. SS       265500               1382.81     360                     358                 5.875
15925073      GII. SS       200000               1041.67     360                     359                 5.875
15925076      GII. SS       429000               2457.81     360                     358                 6.5
15955059      GII. SS       153800               801.04      360                     358                 5.875
15955063      GII. SS       102920               611.09      360                     358                 6.75
15955064      GII. SS       242000               1411.67     360                     357                 6.625
15955078      GII. SS       210000               1137.5      360                     357                 6.125
15955083      GII. SS       229918               1365.14     360                     357                 6.75
15925101      GII. SS       255547.02            1639.2      360                     358                 6.25
15925119      GII. SS       2000000              11666.67    360                     358                 6.625
15925120      GII. SS       930000               5328.12     360                     357                 6.5
15956740      GII. SS       1430000              8043.75     360                     359                 6.375
15956759      GII. SS       160000               850         360                     357                 6
15925160      GII. SS       224000               1143.33     360                     356                 5.75
15925162      GII. SS       138078.95            733.54      360                     357                 6
15925197      GII. SS       327225.97            2126.05     360                     358                 6.375
15956812      GII. SS       212500               1128.91     360                     358                 6
15925621      GII. SS       374871.99            2147.7      360                     358                 6.5
15925631      GII. SS       204169.03            1212.25     360                     358                 6.75
15925638      GII. SS       179611               954.18      360                     358                 6
15927824      GII. SS       299478.79            1497.39     360                     358                 5.625
15927834      GII. SS       208160               1127.53     360                     358                 6.125
15927855      GII. SS       263200               1535.33     360                     358                 6.625
15927883      GII. SS       209637.36            1362.06     360                     358                 6.375
15927895      GII. SS       192000               1120        360                     358                 6.625
15987679      GII. SS       132224               757.53      360                     358                 6.5
15987716      GII. SS       231200               1348.67     360                     359                 6.625
15987742      GII. SS       116000               640.42      360                     358                 6.25
15987754      GII. SS       194080.37            1293.35     360                     358                 6.625
15924669      GII. SS       150750               847.97      360                     358                 6.375
15924935      GII. SS       687200               3722.33     360                     358                 6.125
15924713      GII. SS       235575               1398.73     360                     358                 6.75
15924745      GII. SS       99119.08             557.54      360                     358                 6.375
15924759      GII. SS       370000               2004.17     360                     358                 6.125
15924820      GII. SS       181600               1078.25     360                     358                 6.75
15924830      GII. SS       260000               1435.42     360                     357                 6.25
15924837      GII. SS       92000                546.25      360                     358                 6.75
15924841      GII. SS       628000               3270.83     360                     358                 5.875
15924846      GII. SS       116000               652.5       360                     358                 6.375
15924850      GII. SS       448000               2566.67     360                     358                 6.5
15924871      GII. SS       337401.94            2164.25     360                     358                 6.25
15921468      GII. SS       416000               2340        360                     358                 6.375
15921775      GII. SS       112000               618.33      360                     358                 6.25
15921888      GII. SS       114947.79            670.53      360                     358                 6.625
15921890      GII. SS       50950                297.21      360                     358                 6.625
15921919      GII. SS       167703.99            960.8       360                     358                 6.5
15921922      GII. SS       130620               734.74      360                     358                 6.375
15921570      GII. SS       167840.69            961.59      360                     358                 6.5
15921571      GII. SS       488920               2597.39     360                     358                 6
15921577      GII. SS       186236               1086.38     360                     358                 6.625
15921578      GII. SS       251428               1466.66     360                     358                 6.625
15921582      GII. SS       107960               629.77      360                     358                 6.625
15921589      GII. SS       207008               1078.17     360                     358                 5.875
15921619      GII. SS       185000               1040.63     360                     358                 6.375
15921639      GII. SS       275999.22            1581.25     360                     358                 6.5
15921652      GII. SS       179920               1049.53     360                     358                 6.625
15921726      GII. SS       348000               2066.25     360                     358                 6.75
15921999      GII. SS       135075.08            787.94      360                     358                 6.625
15924642      GII. SS       148800               883.5       360                     358                 6.75
15911601      GII. SS       112226.18            747.87      360                     358                 6.625
15911629      GII. SS       152524               857.95      360                     358                 6.375
15912108      GII. SS       264663.27            1406.02     360                     357                 6
15912116      GII. SS       167900               909.46      360                     357                 6.125
15911704      GII. SS       195000               1157.81     360                     358                 6.75
15911710      GII. SS       102320               564.89      360                     357                 6.25
15911747      GII. SS       183919.99            1015.39     360                     358                 6.25
15911781      GII. SS       200787.84            1045.77     360                     358                 5.875
15911924      GII. SS       176557               993.13      360                     357                 6.375
15911949      GII. SS       288000               1710        360                     357                 6.75
15911964      GII. SS       649000               3785.83     360                     358                 6.625
15911972      GII. SS       273600               1539        360                     356                 6.375
15908263      GII. SS       306800               1757.71     360                     358                 6.5
15908293      GII. SS       561872               3336.12     360                     358                 6.75
15908297      GII. SS       168004               980.02      360                     358                 6.625
15908327      GII. SS       177930               945.25      360                     358                 6
15911301      GII. SS       257920               1531.4      360                     358                 6.75
15908374      GII. SS       161499.21            874.79      360                     357                 6.125
15908383      GII. SS       656000               3758.33     360                     358                 6.5
15908395      GII. SS       200000               1166.67     360                     358                 6.625
15911343      GII. SS       149500               794.22      360                     357                 6
15911383      GII. SS       408750               2341.8      360                     358                 6.5
15908539      GII. SS       137375               744.11      360                     358                 6.125
15908553      GII. SS       344000               1720        360                     358                 5.625
15908573      GII. SS       186721.97            1108.66     360                     358                 6.75
15911458      GII. SS       164000               888.33      360                     358                 6.125
15911518      GII. SS       252000               1470        360                     358                 6.625
15911550      GII. SS       200000               1187.5      360                     358                 6.75
15908576      GII. SS       208000               1083.33     360                     358                 5.875
15905916      GII. SS       217035.28            1392.17     360                     358                 6.25
15905934      GII. SS       143650               793.07      360                     358                 6.25
15906192      GII. SS       319200               1895.25     360                     358                 6.75
15906197      GII. SS       181248               1076.16     360                     358                 6.75
15906202      GII. SS       157969               872.12      360                     358                 6.25
15906204      GII. SS       324000               1721.25     360                     358                 6
15905950      GII. SS       62800                372.88      360                     358                 6.75
15905995      GII. SS       139800               830.06      360                     358                 6.75
15906214      GII. SS       292000               1612.08     360                     358                 6.25
15906238      GII. SS       344150               1864.15     360                     358                 6.125
15906277      GII. SS       176400               1029        360                     358                 6.625
15908160      GII. SS       178213.66            1202.59     360                     358                 6.75
15908227      GII. SS       184000               977.5       360                     358                 6
15906103      GII. SS       80000                425         360                     358                 6
15906141      GII. SS       750000               4375        360                     358                 6.625
15902492      GII. SS       300142               1719.56     360                     358                 6.5
15902493      GII. SS       748537.99            3820.66     360                     358                 5.75
15902509      GII. SS       130652               721.31      360                     357                 6.25
15902765      GII. SS       335920               1819.57     360                     358                 6.125
15902768      GII. SS       267016               1501.97     360                     358                 6.375
15902772      GII. SS       480028               3050.18     360                     358                 7.25
15902775      GII. SS       233950               1121.01     360                     358                 5.375
15902868      GII. SS       126400               724.17      360                     357                 6.5
15902617      GII. SS       167950               909.73      360                     358                 6.125
15902625      GII. SS       360000               2250        360                     358                 7.125
15905784      GII. SS       96000                500         360                     358                 5.875
15905797      GII. SS       193600               1129.33     360                     358                 6.625
15905805      GII. SS       231200               1300.5      360                     357                 6.375
15905828      GII. SS       112500               609.38      360                     358                 6.125
15905840      GII. SS       110065.73            619.12      360                     358                 6.375
15902685      GII. SS       373200               2215.88     360                     358                 6.75
15902130      GII. SS       151500               867.97      360                     358                 6.5
15902408      GII. SS       162337.23            1055.66     360                     357                 6.375
15902409      GII. SS       142392               786.12      360                     357                 6.25
15902477      GII. SS       125283.99            743.87      360                     358                 6.75
15902260      GII. SS       281600               1525.33     360                     358                 6.125
15902330      GII. SS       372000               2170        360                     358                 6.625
15900723      GII. SS       482400               2864.25     360                     358                 6.75
15901945      GII. SS       115050               623.19      360                     358                 6.125
15902062      GII. SS       101400               538.69      360                     358                 6
15902064      GII. SS       224000               1190        360                     358                 6
15902087      GII. SS       388000               2142.08     360                     358                 6.25
15900635      GII. SS       149500               825.36      360                     357                 6.25
15900647      GII. SS       286000               1400.21     360                     358                 5.5
15900549      GII. SS       649999.99            3588.54     360                     358                 6.25
15900565      GII. SS       112605.21            731.62      360                     358                 6.375
15900568      GII. SS       212800               1263.5      360                     358                 6.75
15900574      GII. SS       192401               1142.38     360                     358                 6.75
15899800      GII. SS       148044.18            848.17      360                     358                 6.5
15899806      GII. SS       473811.99            2665.19     360                     358                 6.375
15900396      GII. SS       146760               733.8       360                     354                 5.625
15900465      GII. SS       313334               1762.5      360                     358                 6.375
15900486      GII. SS       383350               2236.21     360                     358                 6.625
15899830      GII. SS       225600               1222        360                     358                 6.125
15900336      GII. SS       326800               1906.33     360                     358                 6.625
15900361      GII. SS       221600               1246.5      360                     358                 6.375
15900374      GII. SS       152424               873.26      360                     358                 6.5
15900382      GII. SS       214000               1070        360                     358                 5.625
15899536      GII. SS       143820               764.04      360                     358                 6
15899553      GII. SS       343200               1930.5      360                     358                 6.375
15899739      GII. SS       157520               886.05      360                     357                 6.375
15899741      GII. SS       168000               927.5       360                     358                 6.25
15899743      GII. SS       960000               5800        360                     357                 6.875
15899595      GII. SS       366000               1982.5      360                     358                 6.125
15899619      GII. SS       416250               2211.33     360                     358                 6
15899627      GII. SS       191360               1076.4      360                     357                 6.375
15899647      GII. SS       334400               1776.5      360                     358                 6
15899769      GII. SS       245000               1327.08     360                     358                 6.125
15893049      GII. SS       349978.72            1932.17     360                     358                 6.25
15893093      GII. SS       136400               724.63      360                     357                 6
15893132      GII. SS       136332               766.87      360                     358                 6.375
15899482      GII. SS       229600               1339.33     360                     358                 6.625
15892999      GII. SS       158600               875.6       360                     357                 6.25
15893011      GII. SS       118400               678.33      360                     358                 6.5
15982771      GII. SS       268000               1535.42     360                     359                 6.5
15980999      GII. SS       292500               1614.84     360                     357                 6.25
15971511      GII. SS       183600               1013.62     360                     358                 6.25
15971701      GII. SS       150000               859.37      360                     358                 6.5
15971706      GII. SS       100100               573.49      360                     358                 6.5
15971817      GII. SS       188492               1021        360                     358                 6.125
15971879      GII. SS       171352               1017.4      360                     358                 6.75
15974846      GII. SS       252900               1369.87     360                     358                 6.125
15974871      GII. SS       264000               1485        360                     358                 6.375
15975130      GII. SS       1161300              6774.25     360                     359                 6.625
15969284      GII. SS       168000               927.5       360                     357                 6.25
15969457      GII. SS       140000               758.33      360                     358                 6.125
15968548      GII. SS       265600               1383.33     360                     358                 5.875
15968596      GII. SS       665250               3603.44     360                     357                 6.125
15969089      GII. SS       234468               1245.61     360                     358                 6
15890002      GII. SS       372000               2170        360                     358                 6.625
15880455      GII. SS       193500               1108.59     360                     358                 6.5
15880478      GII. SS       304800               1587.5      360                     358                 5.875
15880507      GII. SS       216000               1215        360                     358                 6.375
15892539      GII. SS       170400               940.75      360                     357                 6.25
15880555      GII. SS       530780.98            2819.77     360                     357                 6
15892571      GII. SS       177947.84            982.42      360                     357                 6.25
15889977      GII. SS       318635.21            2043.87     360                     358                 6.25
15892605      GII. SS       248000               1369.17     360                     358                 6.25
15892657      GII. SS       223920               1259.55     360                     358                 6.375
15892697      GII. SS       149892               780.69      360                     357                 5.875
15892716      GII. SS       265557               1521.42     360                     358                 6.5
15892728      GII. SS       130262               705.59      360                     358                 6.125
15892828      GII. SS       250352               1460.39     360                     358                 6.625
15880314      GII. SS       240000               1325        360                     358                 6.25
15880326      GII. SS       190252.7             1050.35     360                     357                 6.25
15880368      GII. SS       365937               1982.16     360                     358                 6.125
15880376      GII. SS       139994.33            758.3       360                     358                 6.125
15880398      GII. SS       287214.68            1820.36     360                     357                 6.125
15928278      GII. SS       180000               918.75      360                     358                 5.75
15928283      GII. SS       363200               2043        360                     358                 6.375
15928434      GII. SS       214847.03            1253.27     360                     358                 6.625
15928301      GII. SS       150000               812.5       360                     357                 6.125
15928329      GII. SS       117200               683.67      360                     358                 6.625
15928596      GII. SS       166147               951.88      360                     358                 6.5
15928598      GII. SS       162500               914.06      360                     358                 6.375
15928600      GII. SS       246931.99            1414.71     360                     358                 6.5
15880203      GII. SS       340000               1841.67     360                     357                 6.125
15880277      GII. SS       1102500              6546.09     360                     358                 6.75
15880286      GII. SS       98000                571.67      360                     358                 6.625
15880094      GII. SS       104000               530.83      360                     358                 5.75
15880110      GII. SS       179120               1063.53     360                     357                 6.75
15880125      GII. SS       205253.55            1350.65     360                     358                 6.5
15880127      GII. SS       202993               1184.13     360                     357                 6.625
15880162      GII. SS       98400                502.25      360                     358                 5.75
15880195      GII. SS       317600               1819.58     360                     357                 6.5
15928267      GII. SS       198400               1136.67     360                     358                 6.5
15928268      GII. SS       114815.52            774.78      360                     358                 6.75
15879503      GII. SS       536250               3183.98     360                     358                 6.75
15879301      GII. SS       140000               787.5       360                     358                 6.375
15879320      GII. SS       482800               2816.33     360                     358                 6.625
15879572      GII. SS       328000               1810.83     360                     357                 6.25
15879382      GII. SS       279543.99            1572.43     360                     358                 6.375
15879390      GII. SS       133270               763.53      360                     358                 6.5
15985468      GII. SS       312000               1820        360                     359                 6.625
15985471      GII. SS       1884095.33           10794.3     360                     358                 6.5
15879846      GII. SS       216392               1172.12     360                     358                 6.125
15879857      GII. SS       260103.99            1381.8      360                     358                 6
15879413      GII. SS       143256               835.66      360                     358                 6.625
15985518      GII. SS       840000               4637.5      360                     358                 6.25
15879431      GII. SS       108000               630         360                     358                 6.625
15879445      GII. SS       360000               2062.5      360                     357                 6.5
15985547      GII. SS       384000               2080        360                     359                 6.125
15876701      GII. SS       400000               2083.33     360                     355                 5.875
15876714      GII. SS       214000               1226.04     360                     359                 6.5
15876573      GII. SS       155536               874.89      360                     358                 6.375
15876597      GII. SS       78974                427.78      360                     357                 6.125
15877681      GII. SS       283500               1476.56     360                     358                 5.875
15877695      GII. SS       232000               1256.67     360                     358                 6.125
15877769      GII. SS       169799.51            1104.19     360                     357                 6.375
15877793      GII. SS       116000               628.33      360                     359                 6.125
15877874      GII. SS       307500               1793.75     360                     357                 6.625
15877898      GII. SS       126356.75            671.27      360                     358                 6
15877976      GII. SS       310400               1843        360                     358                 6.75
15878045      GII. SS       200899               1192.84     360                     358                 6.75
15878166      GII. SS       199366.95            1229.88     360                     358                 5.875
15878170      GII. SS       161583.99            858.41      360                     358                 6
15876650      GII. SS       121240               681.98      360                     358                 6.375
15875256      GII. SS       172300               969.19      360                     358                 6.375
15875534      GII. SS       135632               805.32      360                     358                 6.75
15875535      GII. SS       173662.45            940.67      360                     357                 6.125
15875542      GII. SS       129000               658.44      360                     358                 5.75
15875554      GII. SS       151715.99            805.99      360                     358                 6
15875562      GII. SS       363500               2082.55     360                     358                 6.5
15875565      GII. SS       600000               3312.5      360                     357                 6.25
15875669      GII. SS       372383.61            2133.45     360                     357                 6.5
15875672      GII. SS       352400               1982.25     360                     357                 6.375
15985405      GII. SS       190812               1013.69     360                     358                 6
15874827      GII. SS       358474               1979.08     360                     358                 6.25
15875797      GII. SS       574429.39            3640.71     360                     357                 6.125
15875947      GII. SS       270000               1462.5      360                     358                 6.125
15876008      GII. SS       156791.99            930.95      360                     358                 6.75
15876016      GII. SS       459999.99            2539.58     360                     357                 6.25
15985419      GII. SS       165520               827.6       360                     358                 5.625
15876207      GII. SS       146751.45            825.48      360                     358                 6.375
15876218      GII. SS       271976               1529.87     360                     358                 6.375
15876362      GII. SS       219407.78            1257.02     360                     357                 6.5
15868989      GII. SS       710400               3996        360                     358                 6.375
15985347      GII. SS       155100               775.5       360                     358                 5.625
15871908      GII. SS       188132               1097.44     360                     357                 6.625
15871911      GII. SS       186552               1010.49     360                     358                 6.125
15871982      GII. SS       169668               972.06      360                     358                 6.5
15871990      GII. SS       186792               1050.71     360                     358                 6.375
15871349      GII. SS       160000               916.67      360                     357                 6.5
15871712      GII. SS       103920               595.38      360                     358                 6.5
15871816      GII. SS       116400               666.87      360                     358                 6.5
15871948      GII. SS       126053               722.18      360                     358                 6.5
15871409      GII. SS       218652.99            1184.37     360                     358                 6.125
15871519      GII. SS       247200               1442        360                     358                 6.625
15874198      GII. SS       429600               2192.75     360                     358                 5.75
15985385      GII. SS       187700               1016.71     360                     358                 6.125
15874652      GII. SS       83865.26             565.92      360                     358                 6.75
15874677      GII. SS       154699.1             1045.61     360                     356                 6.75
15874688      GII. SS       108645.54            543.23      360                     357                 5.625
15874751      GII. SS       200480               1106.82     360                     358                 6.25
15874806      GII. SS       400000               2125        360                     358                 6
15874819      GII. SS       177156               978.05      360                     358                 6.25
15874820      GII. SS       165248               929.52      360                     358                 6.375
15874821      GII. SS       219000               1391.56     360                     358                 7.25
15868829      GII. SS       97149                546.46      360                     357                 6.375
15868851      GII. SS       306476.64            1692.01     360                     358                 6.25
15985335      GII. SS       168050               945.28      360                     358                 6.375
15868888      GII. SS       326400               1870        360                     357                 6.5
15868930      GII. SS       272000               1530        360                     357                 6.375
15868813      GII. SS       212000               1214.58     360                     358                 6.5
15868655      GII. SS       122272.38            713.26      360                     357                 6.625
15868572      GII. SS       189150               1063.97     360                     358                 6.375
15868576      GII. SS       182964               991.05      360                     358                 6.125
15868582      GII. SS       279617.54            1485.47     360                     358                 6
15868594      GII. SS       273534               1424.66     360                     358                 5.875
15864137      GII. SS       204000               1126.25     360                     358                 6.25
15864959      GII. SS       174358.4             1132.84     360                     358                 6.375
15864167      GII. SS       575168               3115.49     360                     358                 6.125
15864181      GII. SS       131771.99            754.94      360                     358                 6.5
15864190      GII. SS       166532               832.66      360                     358                 5.625
15864278      GII. SS       435356               2448.88     360                     358                 6.375
15985313      GII. SS       134759               772.06      360                     358                 6.5
15864450      GII. SS       301499.83            1444.69     360                     353                 5.375
15864738      GII. SS       260250               1518.12     360                     358                 6.625
15864862      GII. SS       190054.81            1203.46     360                     358                 6.125
15864566      GII. SS       128800               764.75      360                     358                 6.75
15864806      GII. SS       251200               1308.33     360                     354                 5.875
15868567      GII. SS       88775                462.37      360                     357                 5.875
15864975      GII. SS       139392               813.12      360                     358                 6.625
15864208      GII. SS       399992.32            2249.96     360                     358                 6.375
15862455      GII. SS       393948               2051.81     360                     357                 5.875
15862428      GII. SS       123476               707.41      360                     358                 6.5
15862476      GII. SS       144146.52            810.82      360                     358                 6.375
15862220      GII. SS       168608               913.29      360                     357                 6.125
15862470      GII. SS       180800               1017        360                     358                 6.375
15862227      GII. SS       268000               1507.5      360                     358                 6.375
15862360      GII. SS       160000               950         360                     358                 6.75
15861796      GII. SS       148811.45            790.56      360                     357                 6
15861803      GII. SS       128002               720.01      360                     358                 6.375
15861807      GII. SS       193747.99            1009.1      360                     358                 5.875
15861552      GII. SS       124208               698.67      360                     357                 6.375
15862103      GII. SS       516000               2795        360                     357                 6.125
15861573      GII. SS       464400               2563.87     360                     358                 6.25
15861748      GII. SS       558948               3085.86     360                     357                 6.25
15861827      GII. SS       137835.99            732.25      360                     357                 6
15853671      GII. SS       116800               693.5       360                     357                 6.75
15853794      GII. SS       122999.99            679.06      360                     357                 6.25
15853839      GII. SS       335587.68            1747.85     360                     358                 5.875
15853868      GII. SS       113584.73            627.08      360                     358                 6.25
15853991      GII. SS       174084.22            834.15      360                     357                 5.375
15853665      GII. SS       1040000              6066.67     360                     356                 6.625
15862061      GII. SS       64100                373.92      360                     358                 6.625
15859488      GII. SS       372000               2092.5      360                     357                 6.375
15859154      GII. SS       198736.87            1055.79     360                     358                 6
15859325      GII. SS       266654               1472.15     360                     357                 6.25
15859411      GII. SS       169872               937.83      360                     358                 6.25
15859606      GII. SS       398909.31            2528.27     360                     357                 6.125
15853647      GII. SS       191720               1078.43     360                     358                 6.375
15853653      GII. SS       172807               990.04      360                     358                 6.5
15853613      GII. SS       601249.25            3006.25     360                     358                 5.625
15853469      GII. SS       125227.71            817.23      360                     353                 6.375
15982940      GII. SS       171500               982.55      360                     359                 6.5
15846496      GII. SS       129223.99            673.04      360                     358                 5.875
15846499      GII. SS       332860               1802.99     360                     358                 6.125
15846602      GII. SS       105850               595.41      360                     358                 6.375
15846622      GII. SS       158431.13            858.17      360                     357                 6.125
15985072      GII. SS       375000               2187.5      360                     359                 6.625
15985111      GII. SS       312000               1787.5      360                     357                 6.5
15985126      GII. SS       116000               628.33      360                     359                 6.125
15985190      GII. SS       436000               2452.5      360                     358                 6.375
15846800      GII. SS       230000               1341.67     360                     357                 6.625
15840220      GII. SS       292780               1707.88     360                     357                 6.625
15838679      GII. SS       122185               700.02      360                     357                 6.5
15842254      GII. SS       474500               2471.35     360                     359                 5.875
15841513      GII. SS       138348               691.74      360                     358                 5.625
15839797      GII. SS       422900               2378.81     360                     358                 6.375
15840099      GII. SS       112500               644.53      360                     358                 6.5
15840142      GII. SS       518950               2865.04     360                     357                 6.25
15842074      GII. SS       126750               739.37      360                     358                 6.625
15841349      GII. SS       408800               2555        360                     357                 7.125
15838737      GII. SS       161155.85            906.5       360                     358                 6.375
15833673      GII. SS       221236               1221.41     360                     358                 6.25
15833678      GII. SS       210712               1119.41     360                     358                 6
15838166      GII. SS       504050               2782.78     360                     358                 6.25
15833320      GII. SS       144000               780         360                     358                 6.125
15831933      GII. SS       178254               1002.68     360                     358                 6.375
15833119      GII. SS       171919.99            949.14      360                     358                 6.25
15833186      GII. SS       357550               2122.95     360                     358                 6.75
15833659      GII. SS       172000               842.08      360                     357                 5.5
15825869      GII. SS       151572.33            899.64      360                     357                 5.5
15825958      GII. SS       473080               2661.08     360                     358                 6.375
15820508      GII. SS       174522.82            1106.12     360                     357                 6.125
15820099      GII. SS       799960               4166.46     360                     357                 5.875
15820566      GII. SS       147856.57            816.29      360                     358                 6.25
15820388      GII. SS       106046.91            637.08      360                     358                 5.625
15820108      GII. SS       195050               1056.52     360                     358                 6.125
15826086      GII. SS       84814.14             496.04      360                     358                 5.375
15802437      GII. SS       195100               995.82      360                     356                 5.75
15800285      GII. SS       460320               2445.45     360                     357                 6
15793547      GII. SS       253442.56            1452.01     360                     357                 6.5
15800037      GII. SS       104000               552.5       360                     358                 6
15800557      GII. SS       100750               535.23      360                     358                 6
15786675      GII. SS       263744.47            1401.14     360                     358                 6
15782125      GII. SS       145600               834.17      360                     358                 6.5
15786249      GII. SS       249219.89            1401.86     360                     356                 6.375
15786656      GII. SS       130175.37            816.02      360                     355                 6
15786135      GII. SS       167950               839.75      360                     358                 5.625
15786333      GII. SS       191950               1059.72     360                     358                 6.25
15776221      GII. SS       1105000              4604.17     360                     355                 4.625
15818997      GII. SS       132000               770         360                     357                 6.625
15819213      GII. SS       175200               985.5       360                     358                 6.375
15819615      GII. SS       158000               839.38      360                     357                 6
15777264      GII. SS       523599.99            2999.79     360                     358                 6.5
15819209      GII. SS       177904               963.65      360                     357                 6.125
15820227      GII. SS       285396               1575.62     360                     357                 6.25
15774259      GII. SS       220019.14            1168.85     360                     356                 6
15774376      GII. SS       94400                501.5       360                     356                 6
15776036      GII. SS       1000000              5208.33     360                     355                 5.875
15766375      GII. SS       252000               1443.75     360                     356                 6.5
15774175      GII. SS       208000               1126.67     360                     356                 6.125
15774374      GII. SS       69560                369.54      360                     356                 6
15968006      GII. SS       264000               1512.5      360                     359                 6.5
15968019      GII. SS       123175               692.86      360                     359                 6.375
15968049      GII. SS       232000               1184.17     360                     359                 5.75
15671303      GII. SS       303280.95            1548        360                     353                 5.75
15967982      GII. SS       256750               1337.24     360                     358                 5.875
15825584      GII. SS       156999.7             801.35      360                     357                 5.75
15961426      GII. SS       240500               1152.4      360                     358                 5.375
15961428      GII. SS       268824.25            1344.12     360                     358                 5.625
15982629      GII. SS       344000               1899.17     360                     357                 6.25
15980658      GII. SS       65919.99             425.73      360                     358                 7.375
15980721      GII. SS       336000               1925        360                     358                 6.5
15980737      GII. SS       154400               884.58      360                     358                 6.5
15980766      GII. SS       142400               771.33      360                     359                 6.125
15980769      GII. SS       388000               2101.67     360                     358                 6.125
15980831      GII. SS       113685               675         360                     359                 6.75
15980938      GII. SS       360000               2025        360                     359                 6.375
15981016      GII. SS       204400               1085.88     360                     359                 6
15981032      GII. SS       224810.97            1478.09     360                     359                 6.5
15981186      GII. SS       131703               740.83      360                     358                 6.375
15981228      GII. SS       370000               2081.25     360                     358                 6.375
15975223      GII. SS       158600               875.6       360                     359                 6.25
15980610      GII. SS       387600               2139.87     360                     359                 6.25
15980638      GII. SS       50458.6              335.98      360                     359                 6.625
15975094      GII. SS       210000               1225        360                     359                 6.625
15645404      GII. SS       187953.98            920.19      360                     353                 5.5
15975044      GII. SS       928000               5316.67     360                     355                 6.5
15975002      GII. SS       191842.62            1277.38     360                     359                 6.625
15971839      GII. SS       631090               3747.1      360                     358                 6.75
15974801      GII. SS       219780.99            1319.01     360                     359                 5.625
15974833      GII. SS       919168.3             5815.03     360                     359                 6.125
15974867      GII. SS       253601               1452.92     360                     357                 6.5
15974874      GII. SS       171200               980.83      360                     358                 6.5
15974880      GII. SS       151000               802.19      360                     358                 6
15974901      GII. SS       94800                543.12      360                     359                 6.5
15971637      GII. SS       272000               1416.67     360                     359                 5.875
15971761      GII. SS       200000               1083.33     360                     359                 6.125
15971785      GII. SS       218772               1253.38     360                     358                 6.5
15969132      GII. SS       255000               1407.81     360                     358                 6.25
15969140      GII. SS       238000               1264.38     360                     358                 6
15969151      GII. SS       184000               1015.83     360                     358                 6.25
15969292      GII. SS       140000               831.25      360                     359                 6.75
15969294      GII. SS       204000               1168.75     360                     357                 6.5
15969429      GII. SS       132000               728.75      360                     358                 6.25
15968578      GII. SS       117000               658.13      360                     358                 6.375
15968615      GII. SS       127281.65            851.05      360                     354                 6.625
15968466      GII. SS       132000               783.75      360                     359                 6.75
15968492      GII. SS       147200               812.67      360                     358                 6.25
15968515      GII. SS       155000               871.88      360                     358                 6.375
15968524      GII. SS       232912               1382.92     360                     359                 6.75
15968549      GII. SS       183140               972.93      360                     358                 6
15968550      GII. SS       249535.67            1559.67     360                     358                 6
15968551      GII. SS       101079.39            665.14      360                     358                 6.5
15968553      GII. SS       343801.69            2296.62     360                     357                 6.625
15968555      GII. SS       425100               2391.19     360                     358                 6.375
15968557      GII. SS       288000               1560        360                     358                 6.125
15968561      GII. SS       233000               1286.35     360                     358                 6.25
15968562      GII. SS       70000                379.17      360                     357                 6.125
15968563      GII. SS       97500                528.12      360                     357                 6.125
15968564      GII. SS       359600               1985.29     360                     357                 6.25
15968565      GII. SS       326392.66            2040.05     360                     358                 6
15968567      GII. SS       165750               932.34      360                     358                 6.375
15968568      GII. SS       204000               1147.5      360                     358                 6.375
15968569      GII. SS       211250               1012.24     360                     358                 5.375
15968572      GII. SS       266000               1496.25     360                     358                 6.375
15968574      GII. SS       217750               1247.53     360                     358                 6.5
15968575      GII. SS       257600               1368.5      360                     358                 6
15968576      GII. SS       135200               760.5       360                     358                 6.375
15968253      GII. SS       123532               669.13      360                     358                 6.125
15968337      GII. SS       338000               1725.21     360                     358                 5.75
15968354      GII. SS       93350                525.09      360                     359                 6.375
15968443      GII. SS       193400               1047.58     360                     358                 6.125
15968095      GII. SS       147080               827.33      360                     359                 6.375
15968112      GII. SS       117940               675.7       360                     358                 6.5
15968145      GII. SS       215954               1147.26     360                     358                 6
15968150      GII. SS       266550               1443.81     360                     358                 6.125
15968064      GII. SS       255752               1491.89     360                     359                 6.625
15961523      GII. SS       259012               1402.98     360                     359                 6.125
15961537      GII. SS       287485               1557.21     360                     358                 6.125
15960987      GII. SS       191563.55            1197.33     360                     358                 6
15961019      GII. SS       280792               1579.46     360                     358                 6.375
15961273      GII. SS       262500               1394.53     360                     358                 6
15961321      GII. SS       148750               883.2       360                     358                 6.75
15961330      GII. SS       230680.99            1297.58     360                     359                 6.375
15960260      GII. SS       124232               737.63      360                     359                 6.75
15960261      GII. SS       116760               632.45      360                     358                 6.125
15960265      GII. SS       221564.74            1292.46     360                     359                 6.625
15960267      GII. SS       231920               1352.87     360                     358                 6.625
15960279      GII. SS       128000               746.67      360                     357                 6.625
15960142      GII. SS       269816               1405.29     360                     357                 5.875
15960185      GII. SS       126000               748.13      360                     359                 6.75
15960196      GII. SS       136000               708.33      360                     359                 5.875
15960206      GII. SS       148000               770.83      360                     359                 5.875
15552238      GII. SS       276950               1384.75     360                     354                 5.625
15551727      GII. SS       115064               623.26      360                     354                 6.125
15960085      GII. SS       253950               1322.66     360                     358                 5.875
15533644      GII. SS       183999.99            1054.17     360                     354                 6.5
15960011      GII. SS       214280               1138.36     360                     357                 6
15959849      GII. SS       135884               764.35      360                     358                 6.375
15959919      GII. SS       374336.46            2401.17     360                     358                 6.25
15959948      GII. SS       177050               1032.79     360                     358                 6.625
15959977      GII. SS       237568.53            1504.32     360                     358                 6.125
15959200      GII. SS       223200               1255.5      360                     358                 6.375
15959099      GII. SS       278300               1623.42     360                     359                 6.625
15958949      GII. SS       233350               1312.59     360                     358                 6.375
15958894      GII. SS       233000               1165        360                     357                 5.625
15958908      GII. SS       904200               4897.75     360                     358                 6.125
15958917      GII. SS       280000               1662.5      360                     358                 6.75
15957355      GII. SS       211600               1146.17     360                     357                 6.125
15957281      GII. SS       352000               1796.67     360                     355                 5.75
15957206      GII. SS       195000               1076.56     360                     358                 6.25
15956974      GII. SS       144000               780         360                     358                 6.125
15956976      GII. SS       265200               1547        360                     359                 6.625
15957066      GII. SS       130960               763.93      360                     358                 6.625
15957084      GII. SS       198000               1155        360                     359                 6.625
15956764      GII. SS       132000               783.75      360                     359                 6.75
15956833      GII. SS       417000               2432.5      360                     359                 6.625
15956867      GII. SS       302150               1699.59     360                     358                 6.375
15956878      GII. SS       352192               1871.02     360                     358                 6
15956889      GII. SS       555500               2951.09     360                     358                 6
15956931      GII. SS       282198.26            1541.99     360                     357                 4.75
15956946      GII. SS       209720               1048.6      360                     359                 5.625
15956952      GII. SS       204764.99            1130.47     360                     358                 6.25
15955072      GII. SS       639599               3331.24     360                     357                 5.875
15956763      GII. SS       171920               949.14      360                     358                 6.25
15955037      GII. SS       104545               620.74      360                     358                 6.75
15955042      GII. SS       112000               641.67      360                     359                 6.5
15954964      GII. SS       90889.03             598.59      360                     357                 6.5
15954845      GII. SS       354464               1993.86     360                     358                 6.375
15954698      GII. SS       220993.13            1243.09     360                     359                 6.375
15954701      GII. SS       649999.38            3859.37     360                     358                 6.75
15954752      GII. SS       126240               723.25      360                     358                 6.5
15954583      GII. SS       109344               626.45      360                     357                 6.5
15954626      GII. SS       304000               1710        360                     358                 6.375
15954471      GII. SS       84000                481.25      360                     358                 6.5
15954473      GII. SS       77303.46             434.83      360                     357                 6.375
15954526      GII. SS       620000               3681.25     360                     357                 6.75
15954385      GII. SS       96000                530         360                     357                 6.25
15954357      GII. SS       74903.46             421.33      360                     357                 6.375
15948228      GII. SS       312000               1495        360                     358                 5.375
15948285      GII. SS       178750               949.61      360                     359                 6
15948373      GII. SS       128579.73            794.87      360                     357                 5.875
15948433      GII. SS       300000               1656.25     360                     358                 6.25
15948101      GII. SS       304000               1741.67     360                     358                 6.5
15942836      GII. SS       100320               595.65      360                     358                 6.75
15947856      GII. SS       169200               934.13      360                     359                 6.25
15947953      GII. SS       110972.7             657.79      360                     358                 5.5
15948026      GII. SS       170199.99            1010.56     360                     358                 6.75
15948030      GII. SS       342959.99            1929.15     360                     358                 6.375
15948038      GII. SS       150516               815.3       360                     358                 6.125
15942545      GII. SS       187510               976.61      360                     358                 5.875
15942553      GII. SS       511920               2986.2      360                     358                 6.625
15942560      GII. SS       120557.98            665.58      360                     358                 6.25
15942582      GII. SS       168000               822.5       360                     358                 5.5
15942681      GII. SS       187500               1132.81     360                     358                 6.875
15941104      GII. SS       192000               1120        360                     358                 6.625
15942335      GII. SS       146900               841.61      360                     359                 6.5
15942338      GII. SS       182450               1045.29     360                     358                 6.5
15942379      GII. SS       354650               1957.96     360                     358                 6.25
15942398      GII. SS       344000               1935        360                     359                 6.375
15940680      GII. SS       188720               1081.21     360                     359                 6.5
15940876      GII. SS       207999.99            1213.33     360                     358                 6.625
15940906      GII. SS       102324               664.82      360                     358                 6.375
15936269      GII. SS       180800               941.67      360                     358                 5.875
15936274      GII. SS       425750               2439.19     360                     358                 6.5
15936277      GII. SS       178936.58            931.96      360                     358                 5.875
15936370      GII. SS       228851.99            1334.97     360                     358                 6.625
15936378      GII. SS       373750               2102.34     360                     358                 6.375
15936512      GII. SS       284000               1508.75     360                     358                 6
15937870      GII. SS       146299.99            927.24      360                     357                 6.125
15938240      GII. SS       197129               1149.92     360                     357                 6.625
15938247      GII. SS       620750               3556.38     360                     357                 6.5
15938254      GII. SS       425955               2484.74     360                     358                 6.625
15938275      GII. SS       460726.99            2639.58     360                     358                 6.5
15938292      GII. SS       291912               1611.6      360                     358                 6.25
15938351      GII. SS       447650               2564.66     360                     358                 6.5
15938406      GII. SS       140000               758.33      360                     357                 6.125
15935936      GII. SS       151900               727.85      360                     358                 5.375
15935991      GII. SS       75970.75             451.08      360                     358                 6.75
15936045      GII. SS       372800               2213.5      360                     358                 6.75
15936127      GII. SS       143920               764.58      360                     358                 6
15936226      GII. SS       576000               3180        360                     358                 6.25
15933195      GII. SS       272000               1586.67     360                     358                 6.625
15933199      GII. SS       130299.99            760.08      360                     358                 6.625
15933213      GII. SS       174578.99            1036.56     360                     358                 6.75
15933231      GII. SS       639680               3331.67     360                     357                 5.875
15931375      GII. SS       166400               901.33      360                     358                 6.125
15931520      GII. SS       138500               678.07      360                     358                 5.5
15931559      GII. SS       199000               995         360                     357                 5.625
15931638      GII. SS       151807               869.73      360                     358                 6.5
15932758      GII. SS       192800               1084.5      360                     358                 6.375
15932804      GII. SS       360000               1987.5      360                     358                 6.25
15932889      GII. SS       366400               2404.5      360                     358                 7.5
15932991      GII. SS       328000               1810.83     360                     359                 6.25
15931247      GII. SS       185568               1101.81     360                     358                 6.75
15930107      GII. SS       96000                480         360                     359                 5.625
15930243      GII. SS       224000               1236.67     360                     357                 6.25
15930248      GII. SS       354000               1991.25     360                     357                 6.375
15931075      GII. SS       232800               1285.25     360                     358                 6.25
15931197      GII. SS       260000               1435.42     360                     357                 6.25
15931236      GII. SS       255561               1490.77     360                     358                 6.625
15373931      GII. SS       277780.48            1388.9      360                     350                 5.625
15929669      GII. SS       158652               859.37      360                     358                 6.125
15929689      GII. SS       135722.62            805.85      360                     358                 6.75
15929768      GII. SS       273600               1567.5      360                     358                 6.5
15929780      GII. SS       113360               614.03      360                     357                 6.125
15929795      GII. SS       131440               711.97      360                     357                 6.125
15929807      GII. SS       126039               656.45      360                     357                 5.875
15929817      GII. SS       133350               652.86      360                     357                 5.5
15929827      GII. SS       145000               755.21      360                     357                 5.875
15929961      GII. SS       124932               650.69      360                     357                 5.875
15929972      GII. SS       251150               1491.2      360                     359                 6.75
15879381      GII. SS       490000               2654.17     360                     358                 6.125
15879718      GII. SS       234560               1221.67     360                     357                 5.875
15879761      GII. SS       204860               1152.34     360                     358                 6.375
15879812      GII. SS       338000               1866.04     360                     357                 6.25
15880076      GII. SS       333270               1839.93     360                     357                 6.25
15880122      GII. SS       347750               1774.97     360                     358                 5.75
15875577      GII. SS       142572.69            938.98      360                     357                 6.5
15875633      GII. SS       576000               3120        360                     357                 6.125
15874825      GII. SS       197912               1072.02     360                     358                 6.125
15985657      GII. SS       185187.41            1218.61     360                     358                 6.625
15523554      GII. SS       113899.99            616.96      360                     352                 6.125
15531128      GII. SS       619999.98            3035.42     360                     353                 5.5
15922022      GII. SS       180000               843.75      360                     355                 5.375
16014343      GII. SS       231046.88            1372.37     360                     356                 5.625
15522718      GII. SS       175655               896.57      360                     352                 5.75
15942362      GII. SS       280500               1460.94     360                     357                 6
15922017      GII. SS       302000               1604.38     360                     356                 6.125
15922020      GII. SS       307138.72            1951.61     360                     356                 7.375
15942372      GII. SS       428000               2675        360                     357                 7.125
15922024      GII. SS       267320.67            1760.57     360                     357                 6.625
15922028      GII. SS       333000               1630.31     360                     355                 5.625
15922029      GII. SS       354013.97            1808.97     360                     357                 5.875
15922031      GII. SS       74811.24             459.78      360                     357                 7.125
15922033      GII. SS       227998.76            1282.49     360                     357                 6.5
15922034      GII. SS       499000               2754.9      360                     357                 6.375
15922036      GII. SS       359650               1910.64     360                     357                 6.125
15922039      GII. SS       359650               1985.57     360                     357                 6.375
15922042      GII. SS       224000               1260        360                     357                 6.5
15922049      GII. SS       454000               2411.88     360                     356                 6.125
15922051      GII. SS       521918               2718.32     360                     357                 6
15922054      GII. SS       268000               1451.67     360                     357                 6.25
15922056      GII. SS       499862.75            2811.73     360                     357                 6.5
15922057      GII. SS       188000               1096.67     360                     357                 6.75
15922058      GII. SS       236000               1253.75     360                     357                 6.125
15922059      GII. SS       179509.19            1137.72     360                     357                 6.25
15922060      GII. SS       285000               1454.69     360                     357                 5.875
15922062      GII. SS       311900               1689.46     360                     357                 6.25
15922063      GII. SS       649914.58            3114.17     360                     357                 5.5
15928482      GII. SS       343954.22            1827.26     360                     357                 6.125
15928501      GII. SS       239975               1374.86     360                     357                 6.5
15936026      GII. SS       305081.54            1834.63     360                     357                 5.75
15936028      GII. SS       637000               3450.42     360                     357                 6.25
15936038      GII. SS       382566.68            2489.97     360                     356                 6.5
15936043      GII. SS       500000               2812.5      360                     356                 6.5
15936047      GII. SS       119966.87            662.32      360                     357                 6.375
15936075      GII. SS       181248.18            1165.37     360                     357                 6.375
15936092      GII. SS       319866.67            1865.89     360                     357                 6.75
15936097      GII. SS       209837.5             1136.62     360                     357                 6.25
15936099      GII. SS       320000               1733.33     360                     357                 6.25
15936108      GII. SS       256000               1520        360                     357                 6.875
15936114      GII. SS       435627.83            2874.07     360                     357                 6.625
15936118      GII. SS       295153.01            1822.53     360                     357                 6
15936119      GII. SS       357828.84            1975.51     360                     357                 6.375
15936121      GII. SS       359650               1798.25     360                     357                 5.75
15936125      GII. SS       488000               2592.5      360                     357                 6.125
15936169      GII. SS       438884.67            2890.49     360                     357                 6.625
15936208      GII. SS       378000               2008.13     360                     357                 6.125
15936213      GII. SS       247304.25            1608.53     360                     357                 6.5
15936229      GII. SS       304000               1678.33     360                     357                 6.375
15936236      GII. SS       997206.61            6238.7      360                     357                 6.125
15936239      GII. SS       424000               2340.83     360                     358                 6.375
15936240      GII. SS       342550               1820.33     360                     357                 6.125
15936290      GII. SS       252800               1474.67     360                     357                 6.75
15936297      GII. SS       299999.62            1593.75     360                     357                 6.125
15936325      GII. SS       476000               2677.5      360                     357                 6.5
15936385      GII. SS       392000               2245.83     360                     357                 6.625
15936391      GII. SS       479697.13            2748.56     360                     357                 6.625
15936403      GII. SS       319999.29            1833.33     360                     357                 6.625
15999757      GII. SS       463200               2509        360                     358                 6.25
15999758      GII. SS       451292.65            3083.44     360                     358                 6.3
15999759      GII. SS       676591.1             4737.88     360                     358                 7.25
15999760      GII. SS       532337               2606.23     360                     358                 5.625
15999761      GII. SS       572588.58            3349.71     360                     358                 5.5
15999762      GII. SS       1748493.28           11350.47    360                     359                 6.5
15999763      GII. SS       650000               3317.71     360                     358                 5.875
15999764      GII. SS       425200               2214.58     360                     358                 6
15999765      GII. SS       427156.69            2318.33     360                     358                 6.25
15999766      GII. SS       474878               2275.46     360                     358                 5.5
15999767      GII. SS       336000               1505        360                     351                 5.125
15999768      GII. SS       210000               940.63      360                     351                 5.125
15999769      GII. SS       303900               1424.53     360                     352                 5.375
15999770      GII. SS       133000               581.88      360                     352                 5
15999771      GII. SS       738749.33            3001.17     360                     353                 4.625
15999772      GII. SS       225000               1218.75     360                     352                 6.25
15999773      GII. SS       488893.19            2859.51     360                     358                 5.5
15634328      GII. SS       256000               1386.67     360                     353                 6.25
15634348      GII. SS       465000               1889.06     360                     353                 4.625
15634368      GII. SS       536000               2680        360                     353                 5.75
15634372      GII. SS       413259.54            2595.3      360                     353                 6.125
15634390      GII. SS       304000               1456.67     360                     353                 5.5
15634395      GII. SS       449939.12            2155.96     360                     353                 5.5
15634397      GII. SS       468800               2392.83     360                     351                 5.875
15634415      GII. SS       1372516.1            8186.89     360                     352                 5.625
15634436      GII. SS       499885.42            2291.14     360                     352                 5.25
15634447      GII. SS       423900               2031.19     360                     352                 5.5
15634451      GII. SS       450000               2109.38     360                     353                 5.375
15634452      GII. SS       442000               2025.83     360                     353                 5.25
15634474      GII. SS       450000               2156.25     360                     353                 5.5
15634483      GII. SS       390393               2362.23     360                     351                 5.75
15634488      GII. SS       417600               1957.5      360                     353                 5.375
15634493      GII. SS       403982.38            2375.14     360                     353                 5.5
15634516      GII. SS       590000               2765.63     360                     353                 5.375
15634524      GII. SS       418400.24            2426.97     360                     353                 5.375
15634549      GII. SS       527091.63            2979.05     360                     352                 5.125
15634550      GII. SS       802900.8             3596.33     360                     353                 5.125
15634552      GII. SS       562500               2695.31     360                     353                 5.5
15846205      GII. SS       462075.97            3087.01     360                     355                 6.75
15846325      GII. SS       374000               2298.54     360                     355                 7.125
15846529      GII. SS       160000               766.67      360                     356                 5.5
15846645      GII. SS       529999.99            2870.83     360                     356                 6.25
15877829      GII. SS       256000               1466.67     360                     357                 6.625
15877849      GII. SS       620000               3552.08     360                     356                 6.625
15877851      GII. SS       357200               2046.46     360                     357                 6.625
15877856      GII. SS       477157.33            3102.9      360                     357                 6.5
15877858      GII. SS       344400               1829.63     360                     356                 6.125
15877867      GII. SS       341900               1923.19     360                     357                 6.5
15877871      GII. SS       236000               1180        360                     357                 5.75
15877929      GII. SS       400000               2125        360                     357                 6.125
15877953      GII. SS       650000               3656.25     360                     357                 6.5
15877965      GII. SS       384000               2000        360                     357                 6
15877967      GII. SS       327000               1566.88     360                     357                 5.5
15911400      GII. SS       96000                560         360                     356                 6.625
15921867      GII. SS       209000.24            1290.55     360                     357                 6
15921876      GII. SS       649986.64            3520.76     360                     357                 6.25
15921883      GII. SS       648227.58            4108.45     360                     357                 6.25
15921899      GII. SS       1500000              8593.75     360                     357                 6.625
15921905      GII. SS       451979.1             2589.46     360                     357                 6.625
15921935      GII. SS       161849.48            842.97      360                     357                 6
15921946      GII. SS       432926.5             2887.42     360                     357                 6.75
15921963      GII. SS       180000               993.75      360                     358                 6.375
15921966      GII. SS       276000               1437.5      360                     357                 6
15921970      GII. SS       532000               2826.25     360                     357                 6.125
15921972      GII. SS       296000               1418.33     360                     357                 5.5
15922002      GII. SS       432000               2340        360                     356                 6.25
15922004      GII. SS       510534.96            3152.48     360                     357                 6
15922008      GII. SS       155485.06            998.25      360                     357                 6.375
15922013      GII. SS       367999.35            2070        360                     355                 6.5
15922014      GII. SS       280000               1487.5      360                     357                 6.125
15936448      GII. SS       316250               1745.96     360                     357                 6.375
15936453      GII. SS       507677.7             2539        360                     358                 5.75
15936456      GII. SS       404200               2273.63     360                     357                 6.5
15936458      GII. SS       500800               2764.83     360                     357                 6.375
15936465      GII. SS       435000               2495.05     360                     358                 6.625
15936478      GII. SS       175000               1002.6      360                     357                 6.625
15936484      GII. SS       286500               1492.19     360                     357                 6
15936491      GII. SS       339600               1910.25     360                     357                 6.5
15936495      GII. SS       473600               2614.67     360                     357                 6.375
15936498      GII. SS       199637.4             1264.14     360                     358                 6.25
15936500      GII. SS       204000               1083.75     360                     357                 6.125
15936518      GII. SS       350000               2005.21     360                     357                 6.625
15936522      GII. SS       159200               829.17      360                     357                 6
15938029      GII. SS       460400               2397.92     360                     355                 5.875
15938032      GII. SS       302012.16            1842.28     360                     356                 5.75
15938037      GII. SS       280000               1458.33     360                     357                 6
15938040      GII. SS       552000               3220        360                     357                 6.75
15938045      GII. SS       348328.83            1814.21     360                     357                 6
15942359      GII. SS       293255.01            1929.73     360                     358                 6.625
15942375      GII. SS       184000               920         360                     358                 5.75
15942396      GII. SS       247200               1313.25     360                     358                 6.125
15942401      GII. SS       499999.99            2864.58     360                     357                 6.625
15942822      GII. SS       221000               1266.15     360                     358                 6.625
15942830      GII. SS       480000               2700        360                     358                 6.5
15948497      GII. SS       355000               1959.9      360                     357                 6.25
15948507      GII. SS       262400               1366.67     360                     356                 5.875
15948509      GII. SS       540000               3037.5      360                     357                 6.375
15948511      GII. SS       260000               1245.83     360                     358                 5.375
15948520      GII. SS       336000               1750        360                     357                 5.875
15948522      GII. SS       296000               1541.67     360                     357                 5.875
15954858      GII. SS       577200               3006.25     360                     358                 6
15954865      GII. SS       279981.34            1370.74     360                     357                 5.625
15954869      GII. SS       134871.55            804.49      360                     352                 5.625
15954895      GII. SS       576000               3240        360                     357                 6.5
15961410      GII. SS       249300               1376.34     360                     358                 6.375
15961419      GII. SS       275504.22            1521.93     360                     358                 6.375
15961431      GII. SS       276000               1523.75     360                     358                 6.375
15961436      GII. SS       280000               1633.33     360                     358                 6.75
15961459      GII. SS       287000               1614.38     360                     358                 6.5
15961473      GII. SS       349928.27            1786.41     360                     357                 5.875
15961486      GII. SS       199900               1249.38     360                     356                 7.125
15961497      GII. SS       750000               4375        360                     357                 6.75
15961501      GII. SS       253200               1239.63     360                     358                 5.5
15961529      GII. SS       1500000              8906.25     360                     358                 6.75
15961535      GII. SS       409309.13            2693.41     360                     358                 6.625
15961536      GII. SS       500000               2708.33     360                     357                 6.25
15961541      GII. SS       513750               2675.78     360                     358                 6
15961551      GII. SS       391200               2159.75     360                     358                 6.375
15961560      GII. SS       69879.12             454.02      360                     358                 6.375
15961562      GII. SS       189000               1023.75     360                     358                 6.125
15967913      GII. SS       345000               1725        360                     358                 5.75
15968539      GII. SS       340000               1806.25     360                     358                 6.125
15968545      GII. SS       86400                441         360                     358                 5.875
15968560      GII. SS       455132.71            2957.09     360                     358                 6.5
15968583      GII. SS       217500               1200.78     360                     358                 6.375
15968593      GII. SS       500000               2656.25     360                     358                 6.125
15999706      GII. SS       617000               2892.19     360                     354                 5.375
15999708      GII. SS       474262.12            1877.29     360                     358                 4.5
15999709      GII. SS       452000               2212.92     360                     357                 5.625
15999710      GII. SS       695000               3113.02     360                     356                 5.125
15999711      GII. SS       448879.14            2522.11     360                     357                 5.125
15999712      GII. SS       998000               4886.04     360                     356                 5.625
15999713      GII. SS       500000               2343.75     360                     358                 5.375
15999714      GII. SS       488000               2541.67     360                     358                 6
15999715      GII. SS       431750               2203.72     360                     358                 5.875
15999716      GII. SS       958977.94            6077.97     360                     357                 6.25
15999717      GII. SS       857766.17            5577.94     360                     357                 6.5
15999718      GII. SS       557764.79            2614.52     360                     357                 5.375
15999719      GII. SS       600000               3062.5      360                     358                 5.875
15999720      GII. SS       433133.74            2602.05     360                     358                 5.75
15999721      GII. SS       428400               2186.63     360                     357                 5.875
15999722      GII. SS       480000               2500        360                     358                 6
15999725      GII. SS       467950               2437.24     360                     357                 6
15999726      GII. SS       440000               2291.67     360                     357                 6
15999727      GII. SS       559950               3033.06     360                     358                 6.25
15999728      GII. SS       724000               3544.58     360                     358                 5.625
15999729      GII. SS       442569.3             2555.92     360                     357                 5.375
15999730      GII. SS       559700               2683.33     360                     356                 5.5
15999731      GII. SS       516000               2203.75     360                     357                 4.875
15999732      GII. SS       615000               2690.63     360                     358                 5
15999733      GII. SS       592000               2960        360                     355                 5.75
15999734      GII. SS       525000               2625        360                     358                 5.75
15999735      GII. SS       372620.29            3430.93     360                     358                 5.75
15999736      GII. SS       466000               2378.54     360                     358                 5.875
15999737      GII. SS       961000               4905.1      360                     358                 5.875
15999738      GII. SS       576000               2520        360                     353                 5
15999739      GII. SS       558400               2559.33     360                     358                 5.25
15999740      GII. SS       420000               2143.75     360                     358                 5.875
15999741      GII. SS       458393.53            2006.58     360                     357                 5
15999742      GII. SS       564000               2526.25     360                     357                 5.125
15999743      GII. SS       492000               2152.5      360                     357                 5
15999744      GII. SS       620000               3875        360                     358                 7.25
15999745      GII. SS       435232               2357.51     360                     358                 6.25
15999746      GII. SS       499197.95            3368.59     360                     358                 6.875
15999747      GII. SS       541600               2764.42     360                     358                 5.875
15999748      GII. SS       1500000              7500        360                     358                 5.75
15999749      GII. SS       450646               2441        360                     358                 6.25
15999750      GII. SS       420000               2493.75     360                     357                 6.875
15999751      GII. SS       800000               4333.33     360                     358                 6.25
15999752      GII. SS       520000               2816.67     360                     358                 6.25
15999753      GII. SS       907757.63            4815.79     360                     358                 4.625
15999754      GII. SS       598000               3363.75     360                     358                 6.5
15999755      GII. SS       460000               2300        360                     358                 5.75
15999756      GII. SS       655657.04            3886.4      360                     358                 5.625
15513524      GII. SS       196500               1105.31     360                     353                 6.375
15864717      GII. SS       340034.12            2159.14     360                     355                 6.125
15864660      GII. SS       274400               1629.25     360                     358                 6.75
15864877      GII. SS       87993.53             504.13      360                     358                 6.5
15862222      GII. SS       679040               3748.87     360                     357                 6.25
15864295      GII. SS       438490               2512.18     360                     358                 6.5
15861735      GII. SS       225250               1313.96     360                     356                 6.625
15449425      GII. SS       205000               1046.35     360                     352                 5.75
15862041      GII. SS       278485.42            1812.55     360                     356                 6.375
15862045      GII. SS       342065               1888.48     360                     357                 6.25
15555861      GII. SS       351999               2016.66     360                     353                 6.5
15861819      GII. SS       124600               674.92      360                     358                 6.125
15862133      GII. SS       141050               808.1       360                     358                 6.5
15862147      GII. SS       167192               940.46      360                     357                 6.375
15861818      GII. SS       479884.73            2699.35     360                     357                 6.375
15671310      GII. SS       576449.63            2702.11     360                     353                 5.25
15747039      GII. SS       94165                451.21      360                     357                 5.375
15985600      GII. SS       316800               1782        360                     358                 6.375
15748457      GII. SS       158000               691.25      360                     357                 4.875
15796342      GII. SS       114528               584.57      360                     357                 5.75
15796429      GII. SS       146730.94            810.08      360                     356                 6.25
15795960      GII. SS       200047.99            1083.59     360                     357                 6.125
15819368      GII. SS       161100               755.16      360                     355                 5.25
15819053      GII. SS       158800               926.33      360                     357                 6.625
15859146      GII. SS       153300               830.37      360                     358                 6.125
15859202      GII. SS       193722               1089.69     360                     358                 6.375
15859280      GII. SS       268784.16            1511.91     360                     358                 6.375
15861665      GII. SS       90911.28             511.38      360                     359                 6.375
15862240      GII. SS       168000               945         360                     357                 6.375
15862280      GII. SS       91350                523.36      360                     358                 6.5
15864179      GII. SS       196670.57            983.35      360                     357                 5.625
15864218      GII. SS       459999.97            2395.83     360                     357                 5.875
15868546      GII. SS       149646.03            997.95      360                     358                 6.625
15868590      GII. SS       125257.14            717.62      360                     357                 6.5
15868643      GII. SS       196505.99            982.53      360                     357                 5.625
15868653      GII. SS       211287.94            1166.49     360                     358                 6.25
15868742      GII. SS       127900               732.76      360                     358                 6.5
15871776      GII. SS       358400               2053.33     360                     358                 6.5
15871914      GII. SS       118300               690.08      360                     358                 6.625
15874618      GII. SS       195100               1016.15     360                     358                 5.875
15876472      GII. SS       194625               1155.59     360                     358                 6.75
15876494      GII. SS       194624.7             1155.58     360                     358                 6.75
15876547      GII. SS       259350               1512.87     360                     358                 6.625
15877733      GII. SS       200000               1145.83     360                     358                 6.5
15878059      GII. SS       299446.87            1622        360                     357                 6.125
15878164      GII. SS       94312.88             520.69      360                     358                 6.25
15878335      GII. SS       400000               2291.67     360                     357                 6.5
15878394      GII. SS       157076               850.83      360                     358                 6.125
15879256      GII. SS       1430000              8043.75     360                     358                 6.375
15880374      GII. SS       312000               1755        360                     359                 6.375
15880385      GII. SS       89310                530.28      360                     358                 6.75
15880438      GII. SS       328000               1708.33     360                     358                 5.875
15880486      GII. SS       250000               1354.17     360                     358                 6.125
15880527      GII. SS       238304               1340.46     360                     358                 6.375
15880554      GII. SS       250968.39            1651.47     360                     358                 6.5
15889963      GII. SS       146400               716.75      360                     359                 5.5
15892583      GII. SS       264500               1350.05     360                     358                 5.75
15892682      GII. SS       375375               2150.59     360                     358                 6.5
15892688      GII. SS       86186.3              574.82      360                     357                 6.625
15892720      GII. SS       209061.42            1132.42     360                     358                 6.125
15780208      GII. SS       468850               2246.57     360                     355                 5.375
15647481      GII. SS       204000               1147.5      360                     355                 6.375
15647500      GII. SS       152000               855         360                     354                 6.375
15647504      GII. SS       99000                546.56      360                     355                 6.25
15724989      GII. SS       205600               985.17      360                     354                 5.375
15724991      GII. SS       241095.49            1206.49     360                     354                 5.625
15724993      GII. SS       289856.14            1450.03     360                     354                 5.625
15724996      GII. SS       100000               541.67      360                     355                 6.125
15724998      GII. SS       1480700              7557.74     360                     354                 5.75
15724999      GII. SS       102300               490.19      360                     354                 5.375
15725001      GII. SS       726450               3480.91     360                     354                 5.375
15725017      GII. SS       346775.14            1736.91     360                     354                 5.625
15725022      GII. SS       277850               1562.91     360                     354                 6.375
15725023      GII. SS       203600               996.79      360                     354                 5.5
15725025      GII. SS       102600               524.2       360                     354                 5.75
15725026      GII. SS       384110.33            1963.29     360                     354                 5.75
15725029      GII. SS       120000               600         360                     354                 5.625
15725036      GII. SS       160000               783.33      360                     354                 5.5
15725043      GII. SS       234000               1170        360                     354                 5.625
15725044      GII. SS       254700               1246.97     360                     354                 5.5
15725045      GII. SS       92500                491.41      360                     354                 6
15725054      GII. SS       157500               754.69      360                     354                 5.375
15725057      GII. SS       996000               4980        360                     354                 5.625
15725061      GII. SS       211772.04            1103.18     360                     354                 5.875
15725062      GII. SS       122000               597.29      360                     354                 5.5
15725063      GII. SS       86789.75             442.99      360                     354                 5.75
15725067      GII. SS       500000               2447.92     360                     354                 5.5
15725070      GII. SS       192000               960         360                     354                 5.625
15725071      GII. SS       125000               611.98      360                     354                 5.5
15725076      GII. SS       472800               2265.5      360                     354                 5.375
15725079      GII. SS       298000               1437.5      360                     354                 5.375
15725082      GII. SS       160450               768.82      360                     354                 5.375
15725084      GII. SS       231698.69            1158.49     360                     354                 5.625
15725085      GII. SS       499778.91            2655.31     360                     354                 6
15725098      GII. SS       235496.63            1131.31     360                     354                 5.375
15725102      GII. SS       137600               673.67      360                     354                 5.5
15725110      GII. SS       353560.01            1841.46     360                     354                 5.875
15725115      GII. SS       124000               697.5       360                     354                 6.375
15725117      GII. SS       143306.67            718.5       360                     354                 5.625
15725121      GII. SS       500000               2447.92     360                     354                 5.5
15725124      GII. SS       144000               690         360                     354                 5.375
15725136      GII. SS       85600                454.75      360                     354                 6
15725138      GII. SS       521950               2718.49     360                     354                 5.875
15725139      GII. SS       104225.83            543.47      360                     354                 5.875
15725146      GII. SS       339200               1625.33     360                     354                 5.375
15725158      GII. SS       146250               731.25      360                     354                 5.625
15725163      GII. SS       599900               2999.5      360                     354                 5.625
15725164      GII. SS       136000               651.67      360                     354                 5.375
15725165      GII. SS       178000               871.95      360                     354                 5.5
15725168      GII. SS       207900               1017.84     360                     354                 5.5
15725173      GII. SS       249816.32            1302.74     360                     354                 5.875
15725178      GII. SS       99197.24             486.15      360                     354                 5.5
15725181      GII. SS       165600               862.5       360                     354                 5.875
15725182      GII. SS       109374.72            570.74      360                     354                 5.875
15725186      GII. SS       344000               1755.83     360                     354                 5.75
15725188      GII. SS       123643.48            631.1       360                     355                 5.75
15725190      GII. SS       460000               2252.08     360                     354                 5.5
15725191      GII. SS       407992.89            1954.97     360                     354                 5.375
15725193      GII. SS       148000               740         360                     354                 5.625
15725194      GII. SS       204896.37            1024.49     360                     354                 5.625
15725196      GII. SS       196965.17            946.24      360                     354                 5.375
15725202      GII. SS       250000               1276.04     360                     354                 5.75
15725218      GII. SS       343600               1753.79     360                     354                 5.75
15725220      GII. SS       431350               2426.34     360                     354                 6.375
15725224      GII. SS       138943.31            738.14      360                     354                 6
15725225      GII. SS       152000               744.17      360                     355                 5.5
15725248      GII. SS       168000               822.5       360                     354                 5.5
15725251      GII. SS       351350               1720.15     360                     354                 5.5
15725257      GII. SS       98750                514.32      360                     355                 5.875
15725260      GII. SS       319900               1532.85     360                     354                 5.375
15725265      GII. SS       289936.73            1389.38     360                     354                 5.375
15725266      GII. SS       127787.2             627.21      360                     354                 5.5
15725277      GII. SS       159600               831.25      360                     355                 5.875
15725281      GII. SS       156750               751.09      360                     354                 5.375
15725282      GII. SS       1061000              5194.48     360                     354                 5.5
15725288      GII. SS       190000               930.21      360                     354                 5.5
15725298      GII. SS       255550               1277.75     360                     354                 5.625
15646781      GII. SS       139605.08            912.19      360                     352                 6.375
15644786      GII. SS       162400               879.67      360                     355                 6.125
15644803      GII. SS       204000               1020        360                     355                 5.625
15967868      GII. SS       450000               2437.5      360                     359                 6.125
15961492      GII. SS       236000               1499.58     360                     357                 7.25
15641529      GII. SS       144600               858.56      360                     355                 6.75
15641534      GII. SS       1000000              5937.5      360                     354                 6.75
15641539      GII. SS       304000               1646.67     360                     354                 6.125
15631658      GII. SS       243950               1245.16     360                     354                 5.75
15631673      GII. SS       311899.41            1851.9      360                     355                 6.75
15632157      GII. SS       289986.25            1359.31     360                     355                 5.25
15631624      GII. SS       195200               955.67      360                     355                 5.5
15620487      GII. SS       135995.67            736.64      360                     351                 6.125
15967862      GII. SS       247200               1416.25     360                     359                 6.5
15800841      GII. SS       203920               1168.29     360                     355                 6.5
15802741      GII. SS       94250                520.34      360                     356                 6.25
15815074      GII. SS       1036199.01           5396.87     360                     356                 5.875
15815000      GII. SS       320800               1837.92     360                     356                 6.5
15815117      GII. SS       189500               1026.46     360                     357                 6.125
15810264      GII. SS       459200               2439.5      360                     357                 6
15809580      GII. SS       339800               1946.77     360                     357                 6.5
15817121      GII. SS       163000               899.9       360                     357                 6.25
15960849      GII. SS       190400               991.67      360                     359                 5.875
15967880      GII. SS       316000               1810.42     360                     359                 6.5
15610257      GII. SS       219218.42            1301.61     360                     354                 6.75
14053165      GII. SS       509712.71            2877.36     360                     328                 4.75
15787035      GII. SS       556257.38            3303.02     360                     354                 5.375
15787058      GII. SS       79498.37             518.88      360                     354                 6.375
15787062      GII. SS       79554.62             518.88      360                     354                 6.375
15787063      GII. SS       79528.4              518.88      360                     354                 6.375
15787068      GII. SS       79554.62             518.88      360                     354                 6.375
15787076      GII. SS       198450.07            1167.15     360                     354                 5.375
15787094      GII. SS       535493.91            2454.35     360                     353                 5.125
15929269      GII. SS       384000               2120        360                     358                 6.25
15929274      GII. SS       216000               1215        360                     358                 6.375
15930903      GII. SS       220000               1260.42     360                     358                 6.5
15930942      GII. SS       221600               1223.42     360                     359                 6.25
15932538      GII. SS       213000               1198.13     360                     358                 6.375
15932483      GII. SS       320000               1833.33     360                     358                 6.5
15932506      GII. SS       249212               1349.9      360                     358                 6.125
15932488      GII. SS       326250               1937.11     360                     358                 6.75
15932490      GII. SS       315999.85            1810.42     360                     358                 6.5
15937624      GII. SS       199200               1099.75     360                     359                 6.25
15937621      GII. SS       292000               1703.33     360                     359                 6.625
15937607      GII. SS       231609.06            1524.08     360                     358                 6.5
15937594      GII. SS       524549.99            2950.59     360                     358                 6.375
15940474      GII. SS       224250               1331.48     360                     359                 6.75
15940461      GII. SS       407920               2209.57     360                     359                 6.125
15940496      GII. SS       536793.74            3187.21     360                     359                 6.75
15942215      GII. SS       687200               3937.08     360                     358                 6.5
15942227      GII. SS       649467.2             4324.47     360                     359                 6.625
15942272      GII. SS       180480               1015.2      360                     359                 6.375
15942245      GII. SS       85760                482.4       360                     359                 6.375
15942259      GII. SS       372000               2131.25     360                     359                 6.5
15947734      GII. SS       215999.51            1102.5      360                     359                 5.75
15947749      GII. SS       167120               974.87      360                     359                 6.625
15947765      GII. SS       277500               1474.22     360                     359                 6
15948874      GII. SS       317601.57            1885.76     360                     359                 6.75
15948843      GII. SS       200739               1108.25     360                     359                 6.25
15948856      GII. SS       325824               1866.7      360                     359                 6.5
15956615      GII. SS       360500               2102.92     360                     359                 6.625
15959660      GII. SS       139200               739.5       360                     359                 6
15959671      GII. SS       130295.72            878.53      360                     359                 6.75
15960881      GII. SS       225000               1289.06     360                     359                 6.5
15960818      GII. SS       273749.91            1511.33     360                     359                 6.25
15825316      GII. SS       475000               2375        360                     353                 5.625
15825322      GII. SS       567799.99            2543.27     360                     354                 5
15825323      GII. SS       498211.97            2127.78     360                     353                 4.75
15825325      GII. SS       85050                425.25      360                     351                 5.625
15825329      GII. SS       562500               2519.53     360                     354                 5
15825335      GII. SS       227548               1390.82     360                     354                 5.75
15825340      GII. SS       521671.13            2738.65     360                     355                 4.375
15825342      GII. SS       458999               2295        360                     354                 5.625
15825343      GII. SS       477529.03            2839.38     360                     355                 5.5
15825346      GII. SS       161600               808         360                     353                 5.625
15825313      GII. SS       472000               2212.5      360                     355                 5.25
15825314      GII. SS       259750               1379.92     360                     354                 6
15825315      GII. SS       424000               2296.67     360                     355                 6.125
15782699      GII. SS       417668.45            2305.88     360                     355                 6.25
15999076      GII. SS       350000               1932.29     360                     359                 6.25
15999189      GII. SS       514450               3000.96     360                     358                 6.625
15999193      GII. SS       284000               1538.33     360                     359                 6.125
15999209      GII. SS       165600               931.5       360                     359                 6.375
15497154      GII. SS       227055.24            1087.97     360                     351                 5.375
15705191      GII. SS       195250.87            955.92      360                     352                 5.5
15705194      GII. SS       126400               645.17      360                     352                 5.75
15705196      GII. SS       432566.48            2117.77     360                     353                 5.5
15705199      GII. SS       300000               1468.75     360                     353                 5.5
15705200      GII. SS       1399998.9            7874.99     360                     354                 6.375
15705203      GII. SS       143920               674.63      360                     352                 5.25
15705204      GII. SS       151900               743.68      360                     349                 5.5
15705207      GII. SS       85000                451.56      360                     353                 6
15705209      GII. SS       921200               4989.83     340                     332                 6.125
15705212      GII. SS       334599.08            1534.5      360                     352                 5.125
15705213      GII. SS       159983.97            783.25      360                     353                 5.5
15705214      GII. SS       207200               992.83      360                     351                 5.375
15705215      GII. SS       665000               3186.46     360                     352                 5.375
15705216      GII. SS       131435.79            657.18      360                     353                 5.625
15705217      GII. SS       88000                458.33      360                     351                 5.875
15705219      GII. SS       473100               2513.34     360                     353                 6
15418352      GII. SS       171750               840.86      360                     351                 5.5
15418500      GII. SS       307500               1505.47     360                     352                 5.5
15780207      GII. SS       642850               2678.54     360                     355                 4.625
15780214      GII. SS       309350               1514.53     360                     355                 5.5
15936217      GII. SS       324800               1725.5      360                     358                 6.125
15985683      GII. SS       452300               2638.42     360                     358                 6.75
15610210      GII. SS       143434.6             856.4       360                     353                 5.5
15610514      GII. SS       136000               736.67      360                     356                 6.125
15610608      GII. SS       318000               1523.75     360                     354                 5.375
15613439      GII. SS       429525.4             2729.9      360                     354                 6.125
15627999      GII. SS       358532.85            2240.94     360                     358                 6
15679700      GII. SS       292000               1429.58     360                     351                 5.5
15590051      GII. SS       66018.4              393.37      360                     353                 5.5
15942367      GII. SS       276300               1640.53     360                     357                 6.75
15877966      GII. SS       1000000              5625        360                     356                 6.5
15922030      GII. SS       359650               1873.18     360                     357                 6
15922040      GII. SS       358715.79            2332.69     360                     357                 6.5
15661811      GII. SS       92000                498.33      360                     355                 6.125
15655857      GII. SS       145598               652.16      360                     354                 5
15657397      GII. SS       373200               2138.12     360                     354                 6.5
15657449      GII. SS       214600               1095.35     360                     354                 5.75
15657537      GII. SS       262409.48            1066.04     360                     355                 4.5
15653799      GII. SS       296000               1541.67     360                     354                 5.875
15942526      GII. SS       427500               2493.75     360                     358                 6.625
15942528      GII. SS       360000               1875        360                     358                 5.875
15942546      GII. SS       775000               3955.73     360                     358                 5.75
15942566      GII. SS       254216               1271.08     360                     358                 5.625
15942579      GII. SS       329805               1889.51     360                     358                 6.5
15942594      GII. SS       260750               1521.04     360                     357                 6.625
15942599      GII. SS       646360               3770.43     360                     358                 6.625
15942600      GII. SS       143837.33            824.07      360                     358                 6.5
15942609      GII. SS       316000               1810.42     360                     359                 6.5
15942614      GII. SS       128550.31            656.14      360                     358                 5.75
15942628      GII. SS       206400               1139.5      360                     358                 6.25
15942644      GII. SS       142100               754.91      360                     357                 6
15942654      GII. SS       288700               1623.94     360                     358                 6.375
15942656      GII. SS       273600               1567.5      360                     358                 6.5
15942666      GII. SS       295000               1597.92     360                     357                 6.125
15942672      GII. SS       368783.56            1920.75     360                     357                 5.875
15942704      GII. SS       213900               1203.19     360                     357                 6.375
15942707      GII. SS       242952               1214.76     360                     358                 5.625
15942710      GII. SS       391200               2241.25     360                     358                 6.5
15942731      GII. SS       396383.98            2270.95     360                     357                 6.5
15942737      GII. SS       169600               936.33      360                     357                 6.25
15942758      GII. SS       69879.69             363.96      360                     358                 5.875
15942785      GII. SS       248000               1420.83     360                     358                 6.5
15942809      GII. SS       166500               936.56      360                     358                 6.375
15653761      GII. SS       164000               939.58      360                     354                 6.5
15947956      GII. SS       234500               1319.06     360                     359                 6.375
15650111      GII. SS       200000               1062.5      360                     354                 6
15650134      GII. SS       288000               1650        360                     354                 6.5
15650174      GII. SS       183200               1087.75     360                     354                 6.75
15650189      GII. SS       261556               1498.5      360                     354                 6.5
15650204      GII. SS       195200               1057.33     360                     354                 6.125
15651978      GII. SS       188800               944         360                     354                 5.625
15652419      GII. SS       230400               1200        360                     354                 5.875
15652439      GII. SS       348000               1921.25     360                     354                 6.25
15652456      GII. SS       244320               1323.4      360                     354                 6.125
15654114      GII. SS       200000               1041.67     360                     354                 5.875
15653977      GII. SS       200000               1020.83     360                     354                 5.75
15653845      GII. SS       97517.8              568.85      360                     354                 6.625
15899403      GII. SS       295916.08            1726.18     360                     358                 6.625
15905623      GII. SS       124800               689         360                     358                 6.25
15864165      GII. SS       356000               1928.33     360                     358                 6.125
15864060      GII. SS       775000               4601.56     360                     358                 6.75
15870669      GII. SS       117600               698.25      360                     358                 6.75
15859124      GII. SS       197350               1110.09     360                     359                 6.375
15859168      GII. SS       209512               1156.68     360                     357                 6.25
15853594      GII. SS       175732               1025.1      360                     358                 6.625
15649748      GII. SS       132800               719.33      360                     354                 6.125
15650315      GII. SS       132800               719.33      360                     355                 6.125
15780309      GII. SS       169280               916.93      360                     354                 6.125
15780508      GII. SS       122000               686.25      360                     354                 6.375
15817023      GII. SS       71920                427.03      360                     358                 6.75
15825324      GII. SS       149134.81            923.58      360                     354                 5.875
15825330      GII. SS       650000               2572.92     360                     354                 4.375
15825331      GII. SS       497000               2743.85     360                     354                 6.25
15825341      GII. SS       433755.54            2579.1      360                     355                 5.5
15825351      GII. SS       405339.68            2026.7      360                     353                 5.625
15853192      GII. SS       420000               2318.75     360                     356                 6.25
15853201      GII. SS       136800               741         360                     355                 6.125
15853221      GII. SS       528000               2635.6      360                     354                 5.615
15853233      GII. SS       452000               2256.23     360                     354                 5.615
15853262      GII. SS       300000               1497.5      360                     354                 5.615
15853270      GII. SS       380000               1860.42     360                     354                 5.5
15853280      GII. SS       178400               892         360                     354                 5.625
15853317      GII. SS       127498.55            777.74      360                     356                 5.75
15853328      GII. SS       124000               607.08      360                     354                 5.5
15853332      GII. SS       144732.63            708.59      360                     354                 5.5
15853333      GII. SS       162400               761.25      360                     354                 5.25
15853338      GII. SS       178400               836.25      360                     354                 5.25
15853339      GII. SS       158400               858         360                     355                 6.125
15853355      GII. SS       87571.97             483.47      360                     355                 6.25
15853358      GII. SS       74499.84             550.99      360                     356                 8.5
15853364      GII. SS       81985.73             494.03      360                     355                 5.625
15853368      GII. SS       463200               2123        360                     354                 5.125
15929484      GII. SS       312000               1787.5      360                     358                 6.5
15929660      GII. SS       300000               1625        360                     358                 6.125
15853550      GII. SS       327208.42            2209.8      360                     357                 6.75
15646749      GII. SS       315000               1804.69     360                     354                 6.5
15942354      GII. SS       97500                578.91      360                     358                 6.75
15942378      GII. SS       98300                511.98      360                     358                 5.875
15942473      GII. SS       325600               1729.75     360                     358                 6
15853747      GII. SS       335250               1885.78     360                     358                 6.375
15567088      GII. SS       303998.55            1488.33     360                     353                 5.5
15566670      GII. SS       1738749.98           9780.47     360                     353                 6.375
15566855      GII. SS       101000               526.04      360                     353                 5.875
15566862      GII. SS       150000               750         360                     353                 5.625
15562192      GII. SS       164800               824         360                     353                 5.625
15562372      GII. SS       178923.09            1182.47     360                     353                 6.5
15928295      GII. SS       149000               822.6       360                     357                 6.25
15928296      GII. SS       135418.46            733.52      360                     357                 6.125
15928372      GII. SS       143200               835.33      360                     359                 6.625
15928429      GII. SS       325000               1929.69     360                     358                 6.75
15928500      GII. SS       975000               5484.38     360                     357                 6.375
15928528      GII. SS       198000               1051.88     360                     358                 6
15489922      GII. SS       202894               1183.55     360                     353                 6.625
15927955      GII. SS       93592.03             615.87      360                     358                 6.5
15927994      GII. SS       517516               2964.94     360                     358                 6.5
15928102      GII. SS       359600               2097.67     360                     358                 6.625
15928216      GII. SS       153050               813.08      360                     358                 6
15928233      GII. SS       327837               1844.08     360                     358                 6.375
15925173      GII. SS       266333               1553.61     360                     358                 6.625
15925629      GII. SS       338560               1939.67     360                     358                 6.5
15927831      GII. SS       333750               1912.11     360                     359                 6.5
15927866      GII. SS       154000               705.83      360                     358                 5.125
15927879      GII. SS       162750               949.37      360                     358                 6.625
15924777      GII. SS       211950               1236.38     360                     358                 6.625
15924809      GII. SS       240000               1275        360                     358                 6
15925034      GII. SS       293878               1714.29     360                     358                 6.625
15925097      GII. SS       144100               765.53      360                     357                 6
15921818      GII. SS       172185               986.48      360                     358                 6.5
15921916      GII. SS       239192               1320.54     360                     358                 6.25
15922000      GII. SS       415500               2207.34     360                     358                 6
15922019      GII. SS       311200               1782.92     360                     355                 6.5
15924626      GII. SS       62650                358.93      360                     358                 6.5
15924644      GII. SS       131837.99            755.32      360                     357                 6.5
15924724      GII. SS       133200               735.37      360                     358                 6.25
15745234      GII. SS       39999.97             183.33      360                     354                 5.125
15921709      GII. SS       252000               1496.25     360                     359                 6.75
15921729      GII. SS       316000               1810.42     360                     359                 6.5
15741656      GII. SS       151958.04            838.93      360                     355                 6.25
15921487      GII. SS       423200               2116        360                     357                 5.625
15921568      GII. SS       187032               1091.02     360                     358                 6.625
15739586      GII. SS       485577.42            2377.31     360                     354                 5.5
15745436      GII. SS       148000               847.92      360                     356                 6.5
15911928      GII. SS       140800               733.33      360                     358                 5.875
15738492      GII. SS       222366.43            1392.48     360                     356                 6
15911963      GII. SS       332500               1766.41     360                     357                 6
15911967      GII. SS       685000               3567.71     360                     356                 5.875
15911419      GII. SS       107250               614.45      360                     358                 6.5
15911486      GII. SS       592000               3268.33     360                     357                 6.25
15908541      GII. SS       448000               2520        360                     357                 6.375
15720454      GII. SS       194320               870.39      360                     356                 5
15906211      GII. SS       116055.31            764.99      360                     356                 6.5
15533495      GII. SS       340000               1629.17     360                     352                 5.375
15831863      GII. SS       356250               2041.02     360                     358                 6.5
15839023      GII. SS       390000               2153.12     360                     358                 6.25
15853379      GII. SS       305636               1751.04     360                     358                 6.5
15861482      GII. SS       251999.99            1443.75     360                     358                 6.5
15864107      GII. SS       380000               2058.33     360                     358                 6.125
15870627      GII. SS       196000               1102.5      360                     358                 6.375
15875520      GII. SS       397819               2320.61     360                     358                 6.625
15877139      GII. SS       406589               2414.12     360                     358                 6.75
15899408      GII. SS       127400               703.35      360                     358                 6.25
15907694      GII. SS       192000               1040        360                     358                 6.125
15911226      GII. SS       340000               1806.25     360                     358                 6
15922076      GII. SS       83200                476.67      360                     358                 6.5
15738591      GII. SS       148000               693.75      360                     356                 5.25
15738694      GII. SS       187500               820.31      360                     355                 4.875
15738183      GII. SS       128000               720         360                     355                 6.375
15739452      GII. SS       119999.99            625         360                     355                 5.875
15739701      GII. SS       268000               1535.42     360                     355                 6.5
15739753      GII. SS       230400               1296        360                     355                 6.375
15739853      GII. SS       246400               1386        360                     355                 6.375
15741449      GII. SS       168000               840         360                     355                 5.625
15741409      GII. SS       200031               1166.85     360                     355                 6.625
15741495      GII. SS       146720               733.6       360                     356                 5.625
15608418      GII. SS       134925               730.84      360                     353                 6.125
15620339      GII. SS       263680               1290.93     360                     354                 5.5
15624655      GII. SS       98800                452.83      360                     354                 5.125
15628021      GII. SS       185500               1043.44     360                     354                 6.375
15630179      GII. SS       204700               1066.15     360                     354                 5.875
15668438      GII. SS       103995               595.8       360                     355                 6.5
15668727      GII. SS       192000               880         360                     355                 5.125
15668767      GII. SS       286506               1313.15     360                     355                 5.125
15668793      GII. SS       128000               746.67      360                     355                 6.625
15670394      GII. SS       143200               850.25      360                     355                 6.75
15670497      GII. SS       359650               2023.03     360                     355                 6.375
15670692      GII. SS       90000                496.87      360                     354                 6.25
15670761      GII. SS       188720               1081.2      360                     356                 6.5
15670800      GII. SS       135440               747.74      360                     354                 6.25
15670845      GII. SS       272000               1530        360                     355                 6.375
15670850      GII. SS       273358.95            1480.69     360                     354                 6.125
15670906      GII. SS       275300               1462.53     360                     355                 6
15670103      GII. SS       583200               3159        360                     355                 6.125
15670860      GII. SS       128800               724.5       360                     354                 6.375
15670866      GII. SS       283766               1596.18     360                     353                 6.375
15670899      GII. SS       139988               758.27      360                     354                 6.125
15670087      GII. SS       173880               941.85      360                     354                 6.125
15670212      GII. SS       172000               931.67      360                     355                 6.125
15670242      GII. SS       151200               866.25      360                     354                 6.5
15670323      GII. SS       115761.91            764.64      360                     354                 6.5
15670119      GII. SS       159920               882.89      360                     354                 6.25
15670131      GII. SS       161900               876.96      360                     354                 6.125
15670204      GII. SS       44625                246.37      360                     354                 6.25
15670268      GII. SS       117920               675.58      360                     355                 6.5
15670283      GII. SS       208000               1126.67     360                     354                 6.125
15670298      GII. SS       252000               1312.5      360                     355                 5.875
15670315      GII. SS       138231.42            935.07      360                     355                 6.75
15670329      GII. SS       220095               1146.33     360                     355                 5.875
15671427      GII. SS       436993               2594.65     360                     354                 6.75
15671724      GII. SS       77456                419.55      360                     354                 6.125
15671791      GII. SS       97175.09             633.03      360                     355                 6.375
15671935      GII. SS       156448               831.13      360                     354                 6
15676297      GII. SS       162000               742.5       360                     354                 5.125
15676324      GII. SS       94400                531         360                     354                 6.375
15679272      GII. SS       154241.97            979.39      360                     355                 6.125
15679302      GII. SS       93199.99             543.67      360                     355                 6.625
15679319      GII. SS       119999.97            700         360                     355                 6.625
15679330      GII. SS       162300               912.94      360                     355                 6.375
15679352      GII. SS       90319.99             526.87      360                     355                 6.625
15683431      GII. SS       132800               719.33      360                     355                 6.125
15683418      GII. SS       82800                491.63      360                     355                 6.75
15683430      GII. SS       97600                549         360                     355                 6.375
15683433      GII. SS       179989               937.44      360                     354                 5.875
15683456      GII. SS       159829               865.74      360                     354                 6.125
15683496      GII. SS       471343               2209.42     360                     354                 5.25
15683460      GII. SS       118400               666         360                     355                 6.375
15683485      GII. SS       151946               728.07      360                     355                 5.375
15764730      GII. SS       191899.99            1039.46     360                     355                 6.125
15766133      GII. SS       139500               784.69      360                     356                 6.375
15766317      GII. SS       104650               588.65      360                     356                 6.375
15766272      GII. SS       96487.59             652.16      360                     356                 6.75
15766150      GII. SS       287310               1616.12     360                     356                 6.375
15766176      GII. SS       193640               1089.23     360                     355                 6.375
15768867      GII. SS       258488.99            1400.15     360                     354                 6.125
15768996      GII. SS       199280               1037.92     360                     355                 5.875
15769246      GII. SS       112000               548.33      360                     355                 5.5
15769359      GII. SS       134359.86            797.76      360                     355                 6.75
15769293      GII. SS       975750               5488.59     360                     355                 6.375
15768854      GII. SS       388088               2223.42     360                     355                 6.5
15769502      GII. SS       126453               671.78      360                     356                 6
15768870      GII. SS       180000               937.5       360                     356                 5.875
15769101      GII. SS       115360               600.83      360                     355                 5.875
15774307      GII. SS       280000               1575        360                     356                 6.375
15774399      GII. SS       143200               805.5       360                     356                 6.375
15774097      GII. SS       150000               890.63      360                     356                 6.75
15774110      GII. SS       128000               720         360                     355                 6.375
15774182      GII. SS       99900                530.72      360                     355                 6
15774373      GII. SS       85000                451.56      360                     356                 6
15774392      GII. SS       385931.07            1768.85     360                     356                 5.125
15776579      GII. SS       107304               637.12      360                     356                 6.75
15776586      GII. SS       176000               1008.33     360                     356                 6.5
15776228      GII. SS       224350               1285.34     360                     356                 6.5
15776230      GII. SS       212000               1148.33     360                     356                 6.125
15777322      GII. SS       183999.99            1054.17     360                     356                 6.5
15780570      GII. SS       159999.86            866.67      360                     356                 6.125
15780503      GII. SS       99999.98             552.08      360                     356                 6.25
15780364      GII. SS       152000               902.5       360                     356                 6.75
15780387      GII. SS       124811               689.06      360                     357                 6.25
15781931      GII. SS       316000               1711.67     360                     357                 6.125
15784336      GII. SS       160000               950         360                     356                 6.75
15786678      GII. SS       96720                554.12      360                     358                 6.5
15786520      GII. SS       176800               994.5       360                     356                 6.375
15786288      GII. SS       1999444.75           9164.12     360                     356                 5.125
15789132      GII. SS       218364               1273.79     360                     356                 6.625
15789137      GII. SS       86100                475.34      360                     356                 6.25
15793061      GII. SS       80000                433.33      360                     356                 6.125
15796017      GII. SS       146400               762.5       360                     355                 5.875
15796397      GII. SS       251250               1334.77     360                     356                 6
15796468      GII. SS       155200               921.5       360                     356                 6.75
15796035      GII. SS       128000               760         360                     356                 6.75
15800352      GII. SS       289000               1565.42     360                     354                 6.125
15900359      GII. SS       350304               1678.54     360                     357                 5.375
15900393      GII. SS       137600               688         360                     356                 5.625
15900433      GII. SS       288000               1590        360                     358                 6.25
15900479      GII. SS       428995.24            2502.47     360                     358                 6.625
15900610      GII. SS       1700000              9385.42     360                     357                 6.25
15900701      GII. SS       129630               729.17      360                     358                 6.375
15901910      GII. SS       100760               545.78      360                     358                 6.125
15901941      GII. SS       217600               1178.67     360                     358                 6.125
15902458      GII. SS       345000               1868.75     360                     358                 6.125
15905789      GII. SS       147700.57            972.25      360                     358                 6.5
15905891      GII. SS       147485               814.24      360                     358                 6.25
15905914      GII. SS       175163.99            1021.79     360                     359                 6.625
15906007      GII. SS       212000               1214.58     360                     358                 6.5
15911367      GII. SS       598283.17            3694.3      360                     357                 5.875
15911471      GII. SS       320000               1766.67     360                     357                 6.25
15911581      GII. SS       347469               1845.93     360                     358                 6
15911841      GII. SS       196000               1102.5      360                     359                 6.375
15911947      GII. SS       196000               1102.5      360                     359                 6.375
15911958      GII. SS       212000               1192.5      360                     359                 6.375
15912107      GII. SS       251900               1338.22     360                     357                 6
15912132      GII. SS       446760               2280.34     360                     358                 5.75
15912134      GII. SS       211708               1036.49     360                     358                 5.5
15912139      GII. SS       297727.99            1581.68     360                     358                 6
15921657      GII. SS       104000               585         360                     357                 6.375
15927853      GII. SS       205500               1177.34     360                     358                 6.5
15927979      GII. SS       287800               1678.83     360                     358                 6.625
15927991      GII. SS       267400               1476.27     360                     358                 6.25
15928009      GII. SS       145266.61            980.26      360                     358                 6.75
15928022      GII. SS       116962.08            789.26      360                     358                 6.75
15928104      GII. SS       92950                532.53      360                     358                 6.5
15928150      GII. SS       117600               637         360                     357                 6.125
15928189      GII. SS       139200               812         360                     358                 6.625
15928327      GII. SS       295000               1444.27     360                     358                 5.5
15928440      GII. SS       221052               1266.44     360                     359                 6.5
15928595      GII. SS       680480               4040.35     360                     358                 6.75
15929373      GII. SS       212500               1151.04     360                     358                 6.125
15929472      GII. SS       180000               1050        360                     358                 6.625
15929497      GII. SS       124668               701.26      360                     359                 6.375
15929828      GII. SS       149320.04            793.26      360                     357                 6
15929837      GII. SS       199427.47            1247.74     360                     358                 6
15930984      GII. SS       1000000              5625        360                     358                 6.375
15931322      GII. SS       219100               1163.97     360                     358                 6
15931372      GII. SS       294221               1685.64     360                     358                 6.5
15931388      GII. SS       388890.88            2106.49     360                     345                 6.125
15931408      GII. SS       320750               1837.63     360                     358                 6.5
15931550      GII. SS       226391.62            1155.54     360                     357                 5.75
15931565      GII. SS       746901.91            4919.09     360                     357                 6.5
15931573      GII. SS       132099.31            743.06      360                     357                 6.375
15931581      GII. SS       310000               1743.75     360                     357                 6.375
15932943      GII. SS       220000               1145.83     360                     357                 5.875
15933067      GII. SS       393592               2131.96     360                     357                 6.125
15933160      GII. SS       194704               1135.77     360                     358                 6.625
15933245      GII. SS       151176               803.12      360                     353                 6
15935892      GII. SS       234104               1316.84     360                     358                 6.375
15935940      GII. SS       236000               1130.83     360                     358                 5.375
15935999      GII. SS       220500               1263.28     360                     358                 6.5
15936055      GII. SS       198000               1237.5      360                     358                 7.125
15936140      GII. SS       195999.99            1122.92     360                     358                 6.5
15956794      GII. SS       84000                490         360                     358                 6.625
15956887      GII. SS       186154               1066.51     360                     358                 6.5
15956927      GII. SS       97192                536.58      360                     358                 6.25
15957299      GII. SS       370360               2044.7      360                     358                 6.25
15957325      GII. SS       151688               884.85      360                     358                 6.625
15957344      GII. SS       109196               625.6       360                     357                 6.5
15957390      GII. SS       140000               816.67      360                     357                 6.625
15958857      GII. SS       460000               2491.67     360                     359                 6.125
15958926      GII. SS       101250               590.62      360                     357                 6.625
15958928      GII. SS       419693.75            2491.93     360                     358                 6.75
15959094      GII. SS       341319               1955.47     360                     358                 6.5
15959728      GII. SS       400000               2333.33     360                     358                 6.625
15959839      GII. SS       250000               1302.08     360                     358                 5.875
15959853      GII. SS       168972               968.07      360                     358                 6.5
15959946      GII. SS       185970               968.59      360                     358                 5.875
15960132      GII. SS       255400               1383.42     360                     357                 6.125
15960144      GII. SS       279905               1457.84     360                     357                 5.875
15960197      GII. SS       945000               5610.94     360                     358                 6.75
15960222      GII. SS       265600               1577        360                     357                 6.75
15960348      GII. SS       69300                389.81      360                     358                 6.375
15960351      GII. SS       131840               755.33      360                     358                 6.5
15961041      GII. SS       185826               1025.91     360                     358                 6.25
15961292      GII. SS       217596               1178.64     360                     358                 6.125
15961347      GII. SS       176000               1045        360                     359                 6.75
15961394      GII. SS       240000               1350        360                     359                 6.375
15961504      GII. SS       173140.51            937.84      360                     358                 6.125
15961520      GII. SS       312000               1722.5      360                     358                 6.25
15967975      GII. SS       304000               1741.67     360                     358                 6.5
15967996      GII. SS       185063               1002.42     360                     358                 6.125
15968048      GII. SS       157500               935.16      360                     359                 6.75
15968067      GII. SS       979300               5814.59     360                     358                 6.75
15968093      GII. SS       275600               1492.83     360                     358                 6.125
15968125      GII. SS       231350               1301.34     360                     358                 6.375
15968285      GII. SS       172250               986.85      360                     358                 6.5
15968297      GII. SS       238232               1240.79     360                     358                 5.875
15968331      GII. SS       316000               1744.58     360                     358                 6.25
15968340      GII. SS       452640               2687.55     360                     359                 6.75
15968566      GII. SS       272250               1389.61     360                     358                 5.75
15968573      GII. SS       155000               855.73      360                     358                 6.25
15969053      GII. SS       350384               1934.41     360                     358                 6.25
15969134      GII. SS       636788               3581.93     360                     358                 6.375
15969169      GII. SS       206400               1161        360                     359                 6.375
15969209      GII. SS       147950               878.45      360                     358                 6.75
15969237      GII. SS       268800               1596        360                     358                 6.75
15969309      GII. SS       188000               1018.33     360                     359                 6.125
15969459      GII. SS       200000               1104.17     360                     358                 6.25
15969460      GII. SS       478000               2688.75     360                     358                 6.375
15971383      GII. SS       176095.39            1144.13     360                     358                 6.375
15971703      GII. SS       248500               1423.7      360                     358                 6.5
15971705      GII. SS       300500               1721.61     360                     358                 6.5
15971741      GII. SS       210000               1203.12     360                     358                 6.5
15971755      GII. SS       159279               912.54      360                     359                 6.5
15971828      GII. SS       446026               2555.36     360                     358                 6.5
15971847      GII. SS       414060               2329.09     360                     358                 6.375
15974873      GII. SS       252000               1443.75     360                     358                 6.5
15974895      GII. SS       119900               699.42      360                     358                 6.625
15975149      GII. SS       121272               720.05      360                     358                 6.75
15975213      GII. SS       209472               1200.1      360                     358                 6.5
15980735      GII. SS       398960.99            2594.39     360                     357                 6.375
15980773      GII. SS       404000               2188.33     360                     358                 6.125
15981149      GII. SS       159200               912.08      360                     358                 6.5
15981176      GII. SS       105600               572         360                     358                 6.125
15981177      GII. SS       171975               1003.19     360                     358                 6.625
15981178      GII. SS       211637.92            1375.05     360                     358                 6.375
15981182      GII. SS       278600               1480.06     360                     358                 6
15982664      GII. SS       171205               909.53      360                     358                 6
15982695      GII. SS       367200               1989        360                     359                 6.125
15982720      GII. SS       256800               1337.5      360                     358                 5.875
15982728      GII. SS       186224               1066.91     360                     358                 6.5
15982885      GII. SS       212451               1261.43     360                     358                 6.75
15982935      GII. SS       108800               612         360                     358                 6.375
15982949      GII. SS       183200               1068.67     360                     358                 6.625
15982995      GII. SS       400000               2250        360                     359                 6.375
15985229      GII. SS       399507.83            2288.85     360                     358                 6.5
15985383      GII. SS       146194.79            868.03      360                     358                 6.75
15985488      GII. SS       825118               4641.29     360                     358                 6.375
16001511      GII. SS       255600               1464.37     360                     359                 6.5
16009897      GII. SS       292800               1677.5      360                     359                 6.5
16009938      GII. SS       629600               3738.25     360                     359                 6.75
16011130      GII. SS       300000               1718.75     360                     358                 6.5
16011187      GII. SS       188799.32            983.33      360                     350                 5.875
16011341      GII. SS       148008               878.8       360                     359                 6.75
15787028      GII. SS       539981.14            2193.67     360                     353                 4.5
15787038      GII. SS       248300.24            1399.93     360                     354                 5
15787048      GII. SS       431112.67            1931.03     360                     354                 5
15787050      GII. SS       525000               2625        360                     355                 5.625
15787053      GII. SS       438000               2326.88     360                     350                 6
15787057      GII. SS       415000               1858.85     360                     353                 5
15787088      GII. SS       800000               3166.67     360                     353                 4.375
15825317      GII. SS       170400               852         360                     355                 5.625
15825319      GII. SS       499987.45            2395.77     360                     354                 5.375
15825327      GII. SS       186915.66            1157.55     360                     354                 5.875
15853250      GII. SS       158697.1             942.26      360                     356                 6.75
15853255      GII. SS       283598.57            1358.91     360                     354                 5.375
15853258      GII. SS       317847.17            1523.02     360                     354                 5.375
15853264      GII. SS       332000               1521.67     360                     355                 5.125
15853308      GII. SS       348000               1667.5      360                     354                 5.375
15853321      GII. SS       144000               705         360                     354                 5.5
15853343      GII. SS       176000               861.67      360                     354                 5.5
15853360      GII. SS       452539.21            2624.99     360                     353                 5.25
15897719      GII. SS       154300               755.43      360                     353                 5.5
15897738      GII. SS       271565.57            1598.99     360                     355                 5.375
15897522      GII. SS       92000                527.08      360                     355                 6.5
15897524      GII. SS       155932.58            879.15      360                     354                 5
15716559      GII. SS       214986.78            1382.75     360                     355                 6.25
15905742      GII. SS       1088750              6464.45     360                     359                 6.75
15905709      GII. SS       715000               3575        360                     358                 5.625
15474371      GII. SS       705000               3525        360                     352                 5.625
15613059      GII. SS       190944               1093.95     360                     354                 6.5
15613065      GII. SS       177100               940.84      360                     354                 6
15712779      GII. SS       158155.51            889.62      360                     355                 6.375
15902774      GII. SS       150000               812.5       360                     358                 6.125
15902723      GII. SS       514400               2732.75     360                     358                 6
15902741      GII. SS       1000000              5208.33     360                     358                 5.875
15462429      GII. SS       176400               845.25      360                     352                 5.375
15699679      GII. SS       119155               595.78      360                     357                 5.625
15817168      GII. SS       1500000              7968.75     360                     355                 6
15817481      GII. SS       100000               500         360                     358                 5.625
15817204      GII. SS       334531               1707.5      360                     358                 5.75
15699533      GII. SS       487500               2386.72     360                     355                 5.5
15902461      GII. SS       279500               1543.07     360                     357                 6.25
15694793      GII. SS       121485               683.35      360                     355                 6.375
15694890      GII. SS       208400               1150.54     360                     355                 6.25
15902116      GII. SS       101249.99            537.89      360                     358                 6
15902141      GII. SS       309000               1834.69     360                     358                 6.75
15902277      GII. SS       240000               1375        360                     358                 6.5
15901960      GII. SS       356745               2043.85     360                     358                 6.5
15527125      GII. SS       212602.78            1368.66     360                     354                 6.25
15749031      GII. SS       141885.99            665.09      360                     355                 5.25
15900760      GII. SS       700000               3864.58     360                     357                 6.25
15519248      GII. SS       243199.98            1342.67     360                     352                 6.25
15815341      GII. SS       379200               1935.5      360                     357                 5.75
15809451      GII. SS       203645.3             1209.14     360                     357                 6.75
15900703      GII. SS       207000               1078.12     360                     358                 5.875
15787079      GII. SS       277791.67            1446.83     360                     352                 5.875
15787081      GII. SS       255000               1248.44     360                     352                 5.5
15787089      GII. SS       359400.38            1460.06     360                     353                 4.5
15787090      GII. SS       516000               2526.25     360                     353                 5.5
15787091      GII. SS       238615.76            1477.72     360                     354                 5.875
15787030      GII. SS       348000               1486.25     360                     346                 4.75
15787034      GII. SS       174144.37            707.46      360                     353                 4.5
15787036      GII. SS       684514.5             3863.8      360                     353                 5
15787045      GII. SS       501600               2508        360                     349                 5.625
15787046      GII. SS       64782.79             344.16      360                     346                 6
15787056      GII. SS       116142.25            728.68      360                     354                 6
15787064      GII. SS       746383.68            4809.38     360                     353                 6.25
15787065      GII. SS       307722.64            1474.5      360                     353                 5.375
15787070      GII. SS       139964.9             670.67      360                     353                 5.375
15787071      GII. SS       460000               2108.33     360                     351                 5.125
15787072      GII. SS       650000               2979.17     360                     353                 5.125
15859090      GII. SS       191995               1019.97     360                     357                 6
15859171      GII. SS       215495.92            1234.61     360                     357                 6.5
15859197      GII. SS       376000               2154.17     360                     357                 6.5
15747019      GII. SS       359556.36            2059.96     360                     356                 6.5
15747263      GII. SS       200000               1145.83     360                     355                 6.5
15747344      GII. SS       304000               1488.33     360                     355                 5.5
15747494      GII. SS       323920               1687.08     360                     355                 5.875
15746856      GII. SS       185999.98            949.37      360                     355                 5.75
15747183      GII. SS       119198.66            608.41      360                     355                 5.75
15747184      GII. SS       317489               1719.73     360                     355                 6.125
15748515      GII. SS       84124                455.67      360                     356                 6.125
15759929      GII. SS       260000               1516.67     360                     356                 6.625
15759328      GII. SS       183200               954.17      360                     357                 5.875
15761186      GII. SS       153000               796.87      360                     356                 5.875
15764581      GII. SS       166400               936         360                     354                 6.375
15942815      GII. SS       541600               2595.17     360                     358                 5.375
15928514      GII. SS       336800               1754.17     360                     357                 5.875
15846228      GII. SS       300000               1750        360                     356                 6.75
15957351      GII. SS       401487.91            2216.55     360                     353                 6.25
15861746      GII. SS       109626.02            570.97      360                     357                 5.875
15936068      GII. SS       784499.81            4412.81     360                     357                 6.5
15955068      GII. SS       551600               2930.38     360                     357                 6
15969461      GII. SS       359000               2056.77     360                     358                 6.5
15929717      GII. SS       252000               1338.75     360                     358                 6
15613372      GII. SS       179990               956.2       360                     354                 6
15608430      GII. SS       59399.98             346.5       360                     353                 6.625
15814797      GII. SS       340000               1877.08     360                     358                 6.25
15566486      GII. SS       158400               858         360                     353                 6.125
15853960      GII. SS       385600               2209.17     360                     357                 6.5
15787026      GII. SS       172000               824.17      360                     347                 5.375
15787029      GII. SS       136000               623.33      360                     353                 5.125
15787042      GII. SS       440000               1970.83     360                     353                 5
15787052      GII. SS       650000               2640.63     360                     353                 4.5
15787055      GII. SS       446000               2044.17     360                     353                 5.125
15787060      GII. SS       151856.69            680.19      360                     352                 5
15787075      GII. SS       134524.39            658.61      360                     351                 5.5
15787080      GII. SS       308903.85            1222.74     360                     351                 4.375
15787084      GII. SS       386000               2171.25     360                     353                 6.375
15787085      GII. SS       288000               1290        360                     353                 5
15999222      GII. SS       183200               1068.67     360                     359                 6.625
15999224      GII. SS       141600               811.25      360                     356                 6.5
15999277      GII. SS       238338               1315.82     360                     359                 6.25
15995105      GII. SS       208000               1148.33     360                     359                 6.25
15995110      GII. SS       336000               1890        360                     359                 6.375
15995134      GII. SS       189680.04            987.92      360                     357                 5.875
15995137      GII. SS       544688               2836.92     360                     358                 5.875
15995138      GII. SS       138500               822.34      360                     358                 6.75
15998989      GII. SS       86800                461.13      360                     359                 6
15999388      GII. SS       226392               1202.71     360                     359                 6
15999431      GII. SS       227350               1278.84     360                     358                 6.375
15999475      GII. SS       239200               1395.33     360                     358                 6.625
15999156      GII. SS       180675               1035.12     360                     359                 6.5
15999529      GII. SS       268800               1568        360                     359                 6.625
15999532      GII. SS       167920               997.03      360                     359                 6.75
15994890      GII. SS       400000               2083.33     360                     359                 5.875
15988805      GII. SS       157241.27            1008.62     360                     358                 6.25
15988844      GII. SS       150951.4             1005.94     360                     358                 6.625
15988926      GII. SS       116750               668.88      360                     358                 6.5
15988972      GII. SS       181664               1040.78     360                     358                 6.5
15988977      GII. SS       171544               982.8       360                     358                 6.5
15988987      GII. SS       222549.82            1275.03     360                     359                 6.5
15990176      GII. SS       270000               1603.13     360                     358                 6.75
15990236      GII. SS       102000               552.5       360                     358                 6.125
15990256      GII. SS       156180               862.24      360                     358                 6.25
15990274      GII. SS       268000               1479.58     360                     358                 6.25
15990395      GII. SS       99976.56             468.64      360                     358                 5.25
16015165      GII. SS       565500               3122.03     360                     359                 6.25
16013946      GII. SS       179600               1028.96     360                     359                 6.5
16013955      GII. SS       224000               1236.67     360                     359                 6.25
16011352      GII. SS       146273.95            949.55      360                     359                 6.375
16011419      GII. SS       215023.6             1431.73     360                     359                 6.625
16011127      GII. SS       184000               996.67      360                     359                 6.125
16011182      GII. SS       132300               689.06      360                     359                 5.875
16010246      GII. SS       113200               624.96      360                     358                 6.25
16009971      GII. SS       300000               1718.75     360                     358                 6.5
16009984      GII. SS       62250                350.16      360                     352                 6.375
16009986      GII. SS       201788.18            903.84      360                     352                 5
16009901      GII. SS       434800               2491.04     360                     359                 6.5
16009904      GII. SS       518700               2971.72     360                     359                 6.5
16001683      GII. SS       269750               1461.15     360                     359                 6.125
16001239      GII. SS       222400               1181.5      360                     359                 6
16001297      GII. SS       564000               3231.25     360                     359                 6.5
16001483      GII. SS       262784.2             1685.62     360                     358                 6.25
16001490      GII. SS       242524               1162.09     360                     358                 5.375
16001496      GII. SS       309480               1644.11     360                     357                 6
15846563      GII. SS       612000               3315        360                     356                 6.125
15942181      GII. SS       220000               1077.08     360                     356                 5.5
15942197      GII. SS       180000               993.75      360                     356                 6.25
15942208      GII. SS       104550               566.31      360                     356                 6.125
15840053      GII. SS       209600               1222.67     360                     357                 6.625
15839939      GII. SS       830000               4755.21     360                     358                 6.5
15929306      GII. SS       204400               1213.63     360                     358                 6.75
15932547      GII. SS       204800               1173.33     360                     359                 6.5
15935832      GII. SS       221600               1269.58     360                     358                 6.5
15942275      GII. SS       186000               1065.62     360                     359                 6.5
15947766      GII. SS       276800               1557        360                     359                 6.375
15948827      GII. SS       368000               2146.67     360                     359                 6.625
15969011      GII. SS       251600               1310.42     360                     359                 5.875
15971344      GII. SS       229816.07            1549.56     360                     359                 6.75
15980568      GII. SS       4250000              23020.83    360                     359                 6.125
16018060      GII. SS       331200               1794        360                     359                 6.125
15893052      GII. SS       169864               849.32      360                     353                 5.625
15838633      GII. SS       75200                430.83      360                     357                 6.5
15831914      GII. SS       95450                517.02      360                     357                 6.125
15832130      GII. SS       225520               1339.03     360                     356                 6.75
15833487      GII. SS       296200               1511.85     360                     357                 5.75
15696992      GII. SS       426084.32            2407.88     360                     352                 5.125
15615177      GII. SS       183999.99            1015.83     360                     354                 6.25
15629180      GII. SS       500000               2500        360                     353                 5.75
15644359      GII. SS       500758.8             3060.84     360                     354                 5.75
15825694      GII. SS       127920               719.55      360                     358                 6.375
15819360      GII. SS       557860               2789.3      360                     356                 5.625
15817390      GII. SS       139218.11            768.6       360                     357                 6.25
15810111      GII. SS       340000               1770.83     360                     356                 5.875
15814864      GII. SS       163245.09            1102.47     360                     357                 6.75
15800365      GII. SS       156560               896.96      360                     355                 6.5
15800229      GII. SS       119200               645.67      360                     355                 6.125
15802831      GII. SS       231920               1280.39     360                     356                 6.25
15802852      GII. SS       195000               1015.62     360                     357                 5.875
15802284      GII. SS       100000               593.75      360                     356                 6.75
15802665      GII. SS       974052               5580.51     360                     356                 6.5
15802319      GII. SS       204700               1087.47     360                     356                 6
15802898      GII. SS       103972.56            667.52      360                     357                 6.25
15808268      GII. SS       350000               2041.67     360                     358                 6.625
15942201      GII. SS       300000               1593.75     360                     357                 6
15942203      GII. SS       107200               547.17      360                     357                 5.75
15942204      GII. SS       147985.64            786.17      360                     357                 6
15898032      GII. SS       123750               721.87      360                     355                 6.625
15929331      GII. SS       482300               2712.94     360                     358                 6.375
15940505      GII. SS       432000               2565        360                     359                 6.75
15942281      GII. SS       345600               1800        360                     359                 5.875
15942295      GII. SS       312000               1755        360                     359                 6.375
15956631      GII. SS       245393               1431.46     360                     358                 6.625
15974694      GII. SS       412000               2188.75     360                     359                 6
15982454      GII. SS       197999.7             1093.12     360                     359                 6.25
15984977      GII. SS       184576               980.56      360                     359                 6
15989904      GII. SS       250000               1458.33     360                     359                 6.625
15994775      GII. SS       178500               1041.25     360                     359                 6.625
15998811      GII. SS       253500               1452.35     360                     359                 6.5
15586667      GII. SS       181450               982.85      360                     353                 6.125
15562843      GII. SS       141300               794.81      360                     353                 6.375
15699939      GII. SS       188000               1057.5      360                     353                 6.375
15699234      GII. SS       180800               866.33      360                     357                 5.375
15694940      GII. SS       141567               722.58      360                     355                 5.75
15694950      GII. SS       332000               1832.92     360                     355                 6.25
15694957      GII. SS       278942               1510.94     360                     355                 6.125
15694461      GII. SS       230750               1081.64     360                     354                 5.25
15694771      GII. SS       131460               739.46      360                     355                 6.375
15694837      GII. SS       148000               832.5       360                     356                 6.375
15694884      GII. SS       244000               1220        360                     355                 5.625
15694900      GII. SS       176000               880         360                     355                 5.625
15694938      GII. SS       133059.43            900.09      360                     355                 6.75
15657882      GII. SS       187520               879         360                     354                 5.25
15692692      GII. SS       208450               1150.82     360                     355                 6.25
15692919      GII. SS       112000               560         360                     355                 5.625
15692932      GII. SS       171500               928.95      360                     355                 6.125
15692953      GII. SS       284800               1572.33     360                     355                 6.25
15692982      GII. SS       191000               1034.58     360                     354                 6.125
15657648      GII. SS       344999.53            1868.75     360                     354                 6.125
15665890      GII. SS       191949.99            1099.71     360                     354                 6.5
15924554      GII. SS       97601                538.84      360                     358                 6.25
15927761      GII. SS       172250               950.96      360                     358                 6.25
15927724      GII. SS       218399.99            1251.25     360                     358                 6.5
15927767      GII. SS       200000               1145.84     360                     358                 6.5
15927775      GII. SS       143000               789.48      360                     358                 6.25
15927784      GII. SS       278400               1595        360                     358                 6.5
15927812      GII. SS       585000               3107.81     360                     359                 6
15927741      GII. SS       368000               1993.34     360                     358                 6.125
15927788      GII. SS       188800               1062        360                     358                 6.375
15927760      GII. SS       260000               1462.5      360                     358                 6.375
15929312      GII. SS       680000               3825        360                     358                 6.375
15929325      GII. SS       160044               933.59      360                     359                 6.625
15929291      GII. SS       247500               1443.75     360                     358                 6.625
15650115      GII. SS       182448.24            1178.31     360                     354                 7.375
15646978      GII. SS       81738.26             425.72      360                     353                 5.875
15641517      GII. SS       111900               641.09      360                     354                 6.5
15875961      GII. SS       186038               1065.84     360                     358                 6.5
15875916      GII. SS       225091.13            1512.9      360                     357                 6.625
15938197      GII. SS       217200               1131.25     360                     354                 5.875
15959929      GII. SS       181868.27            1155.62     360                     357                 7.25
15922061      GII. SS       481000               2655.52     360                     357                 6.375
15610547      GII. SS       136000               736.67      360                     356                 6.125
15938022      GII. SS       344800               1903.58     360                     358                 6.25
15838141      GII. SS       240000               1425        360                     357                 6.75
15892815      GII. SS       138864               795.58      360                     358                 6.5
15892820      GII. SS       319360               1796.4      360                     358                 6.375
15892829      GII. SS       122000               635.42      360                     357                 5.875
15462730      GII. SS       104250               597.27      360                     351                 6.5
15449379      GII. SS       102567               512.84      360                     351                 5.625
15498638      GII. SS       99000                577.5       360                     355                 6.625
15958965      GII. SS       240852               1304.61     360                     358                 6.125
15959090      GII. SS       297250               1672.03     360                     358                 6.375
15960973      GII. SS       199900               1145.26     360                     358                 6.5
15960978      GII. SS       230400               1272        360                     358                 6.25
15960994      GII. SS       300083               1594.19     360                     358                 6
15961002      GII. SS       211376               1166.97     360                     358                 6.25
15961007      GII. SS       587650               3366.74     360                     358                 6.5
15961026      GII. SS       223992               1259.96     360                     358                 6.375
15961030      GII. SS       323753               1821.11     360                     358                 6.375
15961224      GII. SS       384000               2160        360                     358                 6.375
15961264      GII. SS       243992               1219.96     360                     358                 5.625
15911499      GII. SS       993200               5793.67     360                     357                 6.625
15657270      GII. SS       435287.22            2131.09     360                     354                 5.5
16001744      GII. SS       359600               1947.83     360                     356                 6.125
16009979      GII. SS       189000               1043.44     360                     358                 6.25
15833685      GII. SS       143592               792.75      360                     357                 6.25
15838196      GII. SS       344000               1827.5      360                     358                 6
15839795      GII. SS       317678               1489.12     360                     358                 5.25
15846330      GII. SS       260000               1462.5      360                     355                 6.375
15853777      GII. SS       226039               1318.56     360                     358                 6.625
15853897      GII. SS       228499.99            1237.71     360                     358                 6.125
15853919      GII. SS       252015               1443.84     360                     358                 6.5
15859469      GII. SS       449392               2668.27     360                     358                 6.75
15861688      GII. SS       341250               1919.53     360                     357                 6.375
15861743      GII. SS       432720               2434.05     360                     358                 6.375
15862253      GII. SS       142872               773.89      360                     357                 6.125
16001375      GII. SS       269596               1432.23     360                     359                 6
15864186      GII. SS       584000               3285        360                     358                 6.375
15868501      GII. SS       188500               1119.22     360                     358                 6.75
15868583      GII. SS       263492               1509.59     360                     358                 6.5
15868645      GII. SS       348367.63            1850.7      360                     358                 6
15868707      GII. SS       170712               1013.6      360                     358                 6.75
15832120      GII. SS       251200               1308.33     360                     358                 5.875
15814891      GII. SS       229100               1193.23     360                     358                 5.875
15808027      GII. SS       147615.55            959.93      360                     357                 6.375
15793065      GII. SS       215999.99            1215        360                     357                 6.375
15782422      GII. SS       164800               909.83      360                     356                 6.25
15761092      GII. SS       466000               2621.25     360                     356                 6.375
15936304      GI. OC        215100               1321.97     360                     357                 7.125
15985686      GI. OC        569600               3382        360                     358                 6.875
15936222      GI. OC        158400               1039.5      360                     358                 7.625
15955249      GI. OC        206000               1351.88     360                     357                 7.5
15955257      GI. OC        93595.17             594.66      360                     358                 7.25
15955281      GI. OC        229200               1408.63     360                     358                 7
15955319      GI. OC        156000               975         360                     358                 7.125
15959219      GI. OC        245600               1586.17     360                     358                 7.375
15981368      GI. OC        600000               3937.5      360                     358                 7.5
15981375      GI. OC        139960               874.75      360                     358                 7.125
15981378      GI. OC        143825.65            1068.61     360                     359                 7.75
15981390      GI. OC        88000                595.83      360                     358                 7.75
15983451      GI. OC        134631               911.56      360                     358                 7.75
15983454      GI. OC        100657.24            722.15      360                     358                 7.375
15983462      GI. OC        63915.98             475.2       360                     358                 7.75
15983466      GI. OC        277600               1677.17     360                     358                 6.875
15983468      GI. OC        300000               1906.25     360                     358                 7.25
15983469      GI. OC        251980               1679.87     360                     358                 7.625
15983470      GI. OC        228000               1520        360                     358                 7.625
15983481      GI. OC        464000               2948.33     360                     359                 7.25
15983484      GI. OC        77015.54             572.97      360                     357                 7.75
15983487      GI. OC        516000               3440        360                     356                 7.625
15983496      GI. OC        110655.56            822.16      360                     359                 7.75
15983502      GI. OC        100000               656.25      360                     359                 7.5
15983504      GI. OC        850000               5135.42     360                     359                 6.875
15983514      GI. OC        516000               3493.75     360                     358                 7.75
15983527      GI. OC        328000               1981.67     360                     358                 6.875
15985978      GI. OC        72000                465         360                     358                 7.375
15985983      GI. OC        63066.89             447.36      360                     357                 7.25
15985994      GI. OC        127920               866.13      360                     358                 7.75
15986003      GI. OC        206400               1247        360                     359                 6.875
15986004      GI. OC        95955                659.38      360                     358                 7.875
15986005      GI. OC        200000               1208.33     360                     359                 6.875
15986020      GI. OC        146461.41            961.15      360                     359                 7.5
15986021      GI. OC        408000               2720        360                     358                 7.625
15986022      GI. OC        304000               1868.33     360                     358                 7
15986042      GI. OC        222400               1343.67     360                     359                 6.875
15986044      GI. OC        204000               1253.75     360                     359                 7
15986055      GI. OC        199920               1291.15     360                     358                 7.375
15987989      GI. OC        344000               2329.17     360                     358                 7.75
15987990      GI. OC        280000               1779.17     360                     358                 7.25
15987994      GI. OC        243120               1544.83     360                     358                 7.25
15987999      GI. OC        192000               1300        360                     358                 7.75
15988010      GI. OC        128000               840         360                     359                 7.5
15988013      GI. OC        286400               1879.5      360                     359                 7.5
15988016      GI. OC        75925.82             521.88      360                     358                 7.875
15988026      GI. OC        84152                525.95      360                     358                 7.125
15988029      GI. OC        258256.43            1560.3      360                     358                 6.875
15988031      GI. OC        102400               672         360                     358                 7.5
15988038      GI. OC        241940               1461.72     360                     359                 6.875
15988039      GI. OC        156800               1061.67     360                     358                 7.75
15988041      GI. OC        135000               928.13      360                     358                 7.875
15988042      GI. OC        149603.36            1112.26     360                     358                 7.75
15959248      GI. OC        311200               1945        360                     357                 7.125
15959268      GI. OC        130400               815         360                     358                 7.125
15959276      GI. OC        559820               3382.25     360                     358                 6.875
15959280      GI. OC        120709.72            754.44      360                     358                 7.125
15959282      GI. OC        189600               1244.25     360                     358                 7.5
15959286      GI. OC        380000               2295.83     360                     358                 6.875
15959288      GI. OC        423920               2561.18     360                     358                 6.875
15959302      GI. OC        292000               1825        360                     358                 7.125
15985599      GI. OC        356227.65            2403.83     360                     358                 6.875
15941331      GI. OC        164000               1110.42     360                     358                 7.75
15941349      GI. OC        321600               2077        360                     358                 7.375
15941351      GI. OC        131200               833.67      360                     358                 7.25
15941367      GI. OC        119920               737.01      360                     358                 7
15941390      GI. OC        228000               1567.5      360                     358                 7.875
15941397      GI. OC        147200               950.67      360                     358                 7.375
15941408      GI. OC        264000               1622.5      360                     357                 7
15941418      GI. OC        128000               866.67      360                     358                 7.75
15941419      GI. OC        183752.25            1350.13     360                     358                 7.625
15941431      GI. OC        439920               2749.5      360                     358                 7.125
15945533      GI. OC        318400               2089.5      360                     357                 7.5
15945541      GI. OC        151920               965.33      360                     358                 7.25
15945547      GI. OC        127743.36            927.51      360                     358                 7.5
15945550      GI. OC        892000               5760.83     360                     358                 7.375
15945551      GI. OC        95427.72             717.84      360                     358                 7.875
15945567      GI. OC        250908               1620.45     360                     358                 7.375
15945572      GI. OC        276000               1725        360                     358                 7.125
15945574      GI. OC        89250                604.3       360                     357                 7.75
15945591      GI. OC        132249               854.11      360                     358                 7.375
15945604      GI. OC        107900               696.85      360                     358                 7.375
15945608      GI. OC        155488               1004.19     360                     358                 7.375
15945612      GI. OC        147238               889.56      360                     358                 6.875
15945613      GI. OC        84120.68             516.99      360                     357                 7
15945623      GI. OC        240000               1600        360                     358                 7.625
15945630      GI. OC        115200               744         360                     358                 7.375
15948542      GI. OC        120000               737.5       360                     358                 7
15948543      GI. OC        131817.7             957.1       360                     358                 7.5
15948556      GI. OC        75889.63             537.93      360                     358                 7.25
15948560      GI. OC        100000               687.5       360                     358                 7.875
15948567      GI. OC        164924               1030.78     360                     358                 7.125
15948570      GI. OC        55173.69             400.61      360                     358                 7.5
15948582      GI. OC        225600               1504        360                     358                 7.625
15948589      GI. OC        87322.7              642.04      360                     357                 7.625
15948594      GI. OC        648000               4252.5      360                     358                 7.5
15948597      GI. OC        136260               908.4       360                     358                 7.625
15948606      GI. OC        238000               1561.88     360                     358                 7.5
15948609      GI. OC        78340.91             576.01      360                     357                 7.625
15955203      GI. OC        304000               1995        360                     358                 7.5
15955208      GI. OC        135992               878.28      360                     358                 7.375
15955221      GI. OC        224000               1516.67     360                     358                 7.75
15955227      GI. OC        101969.38            669.17      360                     358                 7.5
15955229      GI. OC        280000               1750        360                     358                 7.125
15955231      GI. OC        64280                435.23      360                     358                 7.75
15955243      GI. OC        178400               1115        360                     358                 7.125
15955245      GI. OC        204000               1253.75     360                     358                 7
15985576      GI. OC        272000               1671.67     360                     358                 7.125
15924639      GI. OC        292500               1950        360                     358                 7.625
15969743      GI. OC        112000               746.67      360                     358                 7.625
15969747      GI. OC        172000               1146.67     360                     357                 7.625
15969751      GI. OC        232000               1425.83     360                     357                 7
15969760      GI. OC        127200               808.25      360                     358                 7.25
15969761      GI. OC        248000               1524.17     360                     358                 7
15969772      GI. OC        120680               766.82      360                     358                 7.25
15969774      GI. OC        268000               1758.75     360                     358                 7.5
15972208      GI. OC        878753.79            6304.43     360                     358                 7.375
15972217      GI. OC        284000               1775        360                     357                 7.125
15972227      GI. OC        113580               686.21      360                     358                 6.875
15972232      GI. OC        255320               1702.13     360                     358                 7.625
15972237      GI. OC        372000               2402.5      360                     358                 7.375
15972239      GI. OC        72000                465         360                     358                 7.375
15972240      GI. OC        142792.34            1012.15     360                     358                 7.25
15972248      GI. OC        151997.42            949.97      360                     358                 7.125
15972251      GI. OC        203120               1290.66     360                     358                 7.25
15976518      GI. OC        195000               1178.13     360                     358                 6.875
15976520      GI. OC        195000               1178.13     360                     358                 6.875
15976531      GI. OC        71950.45             522.05      360                     359                 7.5
15976542      GI. OC        254820.02            1784.4      360                     358                 7.125
15976546      GI. OC        332000               2040.42     360                     359                 7
15976559      GI. OC        135022.52            1003.86     360                     358                 7.75
15976563      GI. OC        187200               1131        360                     359                 6.875
15976569      GI. OC        387772               2463.97     360                     358                 7.25
15981332      GI. OC        232000               1570.83     360                     359                 7.75
15981339      GI. OC        521250               3257.81     360                     358                 7.125
15981345      GI. OC        280000               1750        360                     358                 7.125
15981349      GI. OC        225600               1480.5      360                     358                 7.5
15981361      GI. OC        149600               919.42      360                     358                 7
15872055      GI. OC        328146               1982.55     360                     356                 6.875
15901382      GI. OC        454935               2938.12     360                     356                 7.375
15842400      GI. OC        260000               1625        360                     356                 7.125
15842405      GI. OC        231646               1520.18     360                     356                 7.5
15969695      GI. OC        63750                418.36      360                     358                 7.5
15969719      GI. OC        211200               1342        360                     358                 7.25
15969731      GI. OC        162896               1001.13     360                     358                 7
16011903      GI. OC        380000               2414.58     360                     359                 7.25
16011909      GI. OC        237930               1610.98     360                     359                 7.75
16011912      GI. OC        119120               794.13      360                     359                 7.625
16011914      GI. OC        187500               1230.47     360                     358                 7.5
16011920      GI. OC        102800               696.04      360                     358                 7.75
15753621      GI. OC        380000               2375        360                     355                 7.125
16011867      GI. OC        130400               882.92      360                     359                 7.75
16011876      GI. OC        113118.06            801.23      360                     359                 7.25
16011877      GI. OC        162258.06            1136.22     360                     358                 7.125
16011881      GI. OC        376000               2506.67     360                     358                 7.625
16011884      GI. OC        70084.24             496.41      360                     359                 7.25
16011887      GI. OC        227660.52            1594.21     360                     358                 7.125
16011888      GI. OC        68525.37             485.37      360                     359                 7.25
16011902      GI. OC        68600                414.46      360                     357                 6.875
15968897      GI. OC        73500                459.38      360                     358                 7.125
15968898      GI. OC        229144               1479.89     360                     358                 7.375
15968907      GI. OC        180955               1168.67     360                     358                 7.375
15968913      GI. OC        316000               1975        360                     358                 7.125
15968917      GI. OC        185600               1160        360                     358                 7.125
15968921      GI. OC        112000               746.67      360                     358                 7.625
15968923      GI. OC        112000               746.67      360                     358                 7.625
15968928      GI. OC        344000               2150        360                     358                 7.125
15968929      GI. OC        316000               2139.58     360                     358                 7.75
15968938      GI. OC        84000                542.5       360                     358                 7.375
15968940      GI. OC        272000               1727.22     360                     358                 7.25
15968942      GI. OC        182000               1099.58     360                     358                 6.875
15968947      GI. OC        95120                604.41      360                     358                 7.25
15968948      GI. OC        160000               1100        360                     358                 7.875
15968952      GI. OC        98800                596.92      360                     358                 6.875
15968956      GI. OC        117036.1             731.45      360                     358                 7.125
15968967      GI. OC        71101.68             516.25      360                     358                 7.5
15968976      GI. OC        344000               2257.5      360                     358                 7.5
15968981      GI. OC        148000               909.58      360                     358                 7
15968983      GI. OC        825000               5500        360                     358                 7.625
15968986      GI. OC        224000               1423.33     360                     358                 7.25
15968990      GI. OC        150493               1018.96     360                     358                 7.75
15968994      GI. OC        87500                574.22      360                     357                 7.5
15969530      GI. OC        103200               655.75      360                     357                 7.25
15969534      GI. OC        164800               1030        360                     358                 7.125
15969536      GI. OC        256000               1600        360                     358                 7.125
15969546      GI. OC        285600               1874.25     360                     358                 7.5
15969550      GI. OC        123720               850.58      360                     358                 7.875
15969552      GI. OC        51200                352         360                     358                 7.875
15969558      GI. OC        228528               1380.69     360                     358                 6.875
15969572      GI. OC        280000               1808.33     360                     358                 7.375
15969576      GI. OC        224000               1376.67     360                     357                 7
15969580      GI. OC        120880               831.05      360                     358                 7.875
15969589      GI. OC        70025.25             478.44      360                     358                 6.875
15969597      GI. OC        368000               2261.67     360                     358                 7
15969608      GI. OC        98000                673.75      360                     358                 7.875
15969622      GI. OC        121600               747.33      360                     358                 7
15969629      GI. OC        1066850              7223.25     360                     358                 7.75
15969639      GI. OC        480000               3000        360                     358                 7.125
15969640      GI. OC        148000               894.17      360                     358                 6.875
15969643      GI. OC        144720               934.65      360                     358                 7.375
15969654      GI. OC        76199.83             566.53      360                     358                 7.75
15969655      GI. OC        180000               1125        360                     358                 7.125
15969656      GI. OC        137920               919.47      360                     358                 7.625
15969665      GI. OC        77600                509.25      360                     358                 7.5
15969688      GI. OC        121300               745.49      360                     358                 7
15969689      GI. OC        316000               2073.75     360                     358                 7.5
16011813      GI. OC        205465.5             1526.58     360                     359                 7.75
16011814      GI. OC        137600               845.67      360                     359                 7
16011817      GI. OC        75145.57             532.26      360                     359                 7.25
16011831      GI. OC        630000               4265.63     360                     359                 7.75
16011836      GI. OC        51903.35             372.1       360                     359                 7.375
16011838      GI. OC        299606.19            2227.49     360                     358                 7.75
16011850      GI. OC        220000               1489.58     360                     359                 7.75
16011858      GI. OC        138806.8             1019.2      360                     359                 7.625
16011861      GI. OC        129762.87            952.8       360                     359                 7.625
16011865      GI. OC        56698.09             348.46      360                     358                 7
15968836      GI. OC        188115               1136.43     360                     358                 6.875
15968838      GI. OC        189000               1279.69     360                     358                 7.75
15968845      GI. OC        89600                606.67      360                     358                 7.75
15968867      GI. OC        140000               875         360                     358                 7.125
15968869      GI. OC        130308.72            968.81      360                     358                 7.75
15968875      GI. OC        123648.95            909.13      360                     357                 7.625
15968876      GI. OC        567968.33            3668.13     360                     358                 7.375
15960520      GI. OC        96000                630         360                     358                 7.5
15960522      GI. OC        163641.93            1174.2      360                     358                 7.375
15960550      GI. OC        79900                516.02      360                     358                 7.375
15960551      GI. OC        137250               857.81      360                     358                 7.125
15961583      GI. OC        360000               2325        360                     358                 7.375
15961584      GI. OC        224788               1522        360                     358                 7.75
15961590      GI. OC        320660               2104.33     360                     358                 7.5
15961612      GI. OC        563700.59            4044.15     360                     358                 7.375
15961613      GI. OC        327866.13            2185.77     360                     358                 7.625
15961617      GI. OC        130400               815         360                     358                 7.125
15961626      GI. OC        147800               923.75      360                     358                 7.125
15961634      GI. OC        104930               721.37      360                     358                 7.875
15961641      GI. OC        152000               997.5       360                     358                 7.5
15961645      GI. OC        217600               1382.67     360                     358                 7.25
15961655      GI. OC        209600               1266.33     360                     358                 6.875
15961660      GI. OC        236000               1548.75     360                     358                 7.5
15961664      GI. OC        296000               1880.83     360                     358                 7.25
15961665      GI. OC        157520               951.68      360                     358                 6.875
15961667      GI. OC        270000               1715.63     360                     358                 7.25
15961672      GI. OC        88000                531.67      360                     358                 6.875
15902712      GI. OC        647500               4384.11     360                     358                 7.75
15876099      GI. OC        71070                429.38      360                     357                 6.875
15999900      GI. OC        188800               1278.33     360                     359                 7.75
15999909      GI. OC        244000               1626.67     360                     358                 7.625
15999910      GI. OC        55962.42             410.91      360                     359                 7.625
15999923      GI. OC        83871.77             580.17      360                     358                 7
15999927      GI. OC        154200               947.69      360                     358                 7
15999944      GI. OC        263200               1617.58     360                     358                 7
15999948      GI. OC        103930.21            763.12      360                     359                 7.625
15999956      GI. OC        279200               1861.33     360                     358                 7.625
16003079      GI. OC        136454               909.69      360                     359                 7.625
16003081      GI. OC        121382.15            881.32      360                     358                 7.5
16003083      GI. OC        59072.34             439.19      360                     358                 7.75
16003089      GI. OC        592000               3576.67     360                     358                 6.875
16003102      GI. OC        66320                449.04      360                     358                 7.75
16003108      GI. OC        112000               735         360                     359                 7.5
16003123      GI. OC        155900.52            1171.98     360                     359                 7.875
16003130      GI. OC        175866.08            1215.59     360                     359                 7
16003141      GI. OC        151767.97            1049.83     360                     358                 7
16003150      GI. OC        55123.77             400.24      360                     358                 7.5
16010558      GI. OC        90331.2              624.38      360                     359                 7
16010566      GI. OC        287796.73            2063.27     360                     359                 7.375
16010572      GI. OC        104700               708.91      360                     359                 7.75
16010582      GI. OC        159600               1080.63     360                     359                 7.75
16010593      GI. OC        90331.2              624.38      360                     359                 7
16011789      GI. OC        129600               810         360                     359                 7.125
16011797      GI. OC        328000               2220.83     360                     359                 7.75
16011798      GI. OC        247811.29            1712.88     360                     359                 7
16011799      GI. OC        154972               1049.29     360                     359                 7.75
16011804      GI. OC        118571.12            839.85      360                     359                 7.25
16011810      GI. OC        113600               698.17      360                     359                 7
15961544      GI. OC        499999.99            3020.83     360                     357                 7
15961545      GI. OC        387100               2379.05     360                     358                 7.125
15985449      GI. OC        184800               1193.5      360                     358                 7.375
15985620      GI. OC        137882               890.49      360                     358                 7.375
15985704      GI. OC        156000               1072.5      360                     358                 7.875
15985706      GI. OC        142443               890.27      360                     358                 7.125
15985712      GI. OC        135992               934.95      360                     358                 7.875
15985722      GI. OC        100121               688.33      360                     358                 7.875
15985723      GI. OC        88000                605         360                     358                 7.875
15985724      GI. OC        278814.45            2024.39     360                     358                 7.5
15985730      GI. OC        134820               884.76      360                     358                 7.5
15985731      GI. OC        194400               1215        360                     358                 7.125
15982925      GI. OC        270050               1659.68     360                     359                 7
15985212      GI. OC        151560.79            1126.81     360                     358                 7.75
15985213      GI. OC        114319.99            774.04      360                     358                 7.75
15981144      GI. OC        256000               1573.33     360                     357                 7
15981179      GI. OC        140000               904.17      360                     358                 7.375
15981195      GI. OC        201600               1344        360                     358                 7.625
15981196      GI. OC        119200               819.5       360                     358                 7.875
15982551      GI. OC        356400               2264.62     360                     358                 7.25
15981198      GI. OC        69710.98             511.17      360                     358                 7.5
15981200      GI. OC        91200                560.5       360                     358                 7
15981202      GI. OC        105600               715         360                     358                 7.75
15981203      GI. OC        92800                570.33      360                     358                 7
15981204      GI. OC        103920               671.15      360                     358                 7.375
15981208      GI. OC        99872.02             751.27      360                     358                 7.875
15981212      GI. OC        157903               1085.58     360                     358                 7.875
15981216      GI. OC        139394.33            1000.05     360                     358                 7.375
15981218      GI. OC        57524.38             427.68      360                     358                 7.75
15981219      GI. OC        272000               1728.33     360                     358                 7.25
15981221      GI. OC        88000                531.67      360                     358                 6.875
15981222      GI. OC        100000               604.17      360                     358                 6.875
15981225      GI. OC        220000               1512.5      360                     358                 7.875
15980839      GI. OC        428449.18            2677.81     360                     358                 7.125
15980976      GI. OC        346400               2237.17     360                     358                 7.375
15980993      GI. OC        225600               1480.5      360                     358                 7.5
15980739      GI. OC        50164.86             364.35      360                     358                 7.5
15980752      GI. OC        197175               1355.58     360                     358                 7.875
15980759      GI. OC        156560               1060.04     360                     358                 7.75
15975219      GI. OC        275568.08            1882.81     360                     358                 6.875
15971788      GI. OC        650000               4197.92     360                     358                 7.375
15971798      GI. OC        310000               1969.79     360                     358                 7.25
15971813      GI. OC        268158.25            1675.99     360                     358                 7.125
15971820      GI. OC        841400               5696.98     360                     358                 7.75
15971851      GI. OC        542750               3505.26     360                     358                 7.375
15971860      GI. OC        184000               1150        360                     358                 7.125
15971863      GI. OC        100744               629.65      360                     358                 7.125
15971865      GI. OC        320000               2066.67     360                     358                 7.375
15971886      GI. OC        206000               1244.58     360                     358                 6.875
15974794      GI. OC        128000               853.33      360                     358                 7.625
15974823      GI. OC        271700               1698.13     360                     358                 7.125
15974831      GI. OC        310400               1940        360                     358                 7.125
15974853      GI. OC        87120                580.8       360                     359                 7.625
15974866      GI. OC        146745               917.16      360                     358                 7.125
15974877      GI. OC        375660               2308.74     360                     358                 7
15974894      GI. OC        276000               1696.25     360                     358                 7
15975162      GI. OC        291798               1823.74     360                     358                 7.125
15975166      GI. OC        208800               1326.75     360                     358                 7.25
15975168      GI. OC        315192               1904.28     360                     358                 6.875
15975173      GI. OC        114640               776.21      360                     358                 7.75
15971517      GI. OC        85223.8              610.99      360                     359                 7.375
15971551      GI. OC        209600               1310        360                     358                 7.125
15971580      GI. OC        256000               1600        360                     358                 7.125
15971390      GI. OC        193810               1191.12     360                     359                 7
15971424      GI. OC        222300               1482        360                     358                 7.625
15971624      GI. OC        140720               894.16      360                     358                 7.25
15971626      GI. OC        92000                622.92      360                     358                 7.75
15971628      GI. OC        245040               1505.98     360                     358                 7
15971648      GI. OC        371511.67            2762.09     360                     358                 7.75
15971673      GI. OC        167300               1115.33     360                     359                 7.625
15969445      GI. OC        99861.91             725.07      360                     358                 7.5
15969447      GI. OC        115851.55            871.47      360                     358                 7.875
15969448      GI. OC        167272               1150        360                     358                 7.875
15969451      GI. OC        65561.42             430.25      360                     358                 7.5
15969455      GI. OC        220000               1397.92     360                     358                 7.25
15969456      GI. OC        223920               1469.48     360                     358                 7.5
15969368      GI. OC        54324.87             394.44      360                     358                 7.5
15969420      GI. OC        580000               3685.42     360                     358                 7.25
15969225      GI. OC        285834.13            2126.52     360                     357                 7.75
15969241      GI. OC        111928.58            841.42      360                     359                 7.875
15969254      GI. OC        40125                267.5       360                     357                 7.625
15969278      GI. OC        90275                601.83      360                     359                 7.625
15969285      GI. OC        146250               990.23      360                     357                 7.75
15969296      GI. OC        162225.93            1047.71     360                     358                 7.375
15969303      GI. OC        112000               758.33      360                     359                 7.75
15968601      GI. OC        244000               1601.25     360                     358                 7.5
15968616      GI. OC        54595.59             386.99      360                     358                 7.25
15968618      GI. OC        108000               697.5       360                     358                 7.375
15968619      GI. OC        263621.06            1914.18     360                     358                 7.5
15968620      GI. OC        106796               656.35      360                     358                 7
15968621      GI. OC        141568.6             1064.92     360                     358                 7.875
15969096      GI. OC        169600               1166        360                     358                 7.875
15969118      GI. OC        344250               2223.28     360                     358                 7.375
15969316      GI. OC        114520               775.4       360                     358                 7.75
15969180      GI. OC        400508               2670.05     360                     358                 7.625
15969189      GI. OC        234400               1465        360                     358                 7.125
15969221      GI. OC        147920               1016.95     360                     358                 7.875
15968191      GI. OC        620388               4071.3      360                     358                 7.5
15968284      GI. OC        974900               6499.33     360                     358                 7.625
15968286      GI. OC        650000               3994.79     360                     358                 7
15968384      GI. OC        143200               895         360                     359                 7.125
15968400      GI. OC        252950               1633.64     360                     358                 7.375
15968434      GI. OC        136800               926.25      360                     358                 7.75
15968085      GI. OC        312000               2112.5      360                     359                 7.75
15968109      GI. OC        63958.13             475.2       360                     359                 7.75
15968162      GI. OC        103549               647.18      360                     358                 7.125
15968165      GI. OC        160716               970.99      360                     358                 6.875
15961472      GI. OC        380000               2454.17     360                     358                 7.375
15961476      GI. OC        99861.91             725.07      360                     358                 7.5
15961477      GI. OC        91783.13             642.72      360                     358                 7.125
15961483      GI. OC        160800               1088.75     360                     358                 7.75
15961489      GI. OC        132000               852.5       360                     358                 7.375
15961512      GI. OC        306700               1884.93     360                     358                 7
15961524      GI. OC        270000               1856.25     360                     358                 7.875
15961540      GI. OC        123797.43            812.42      360                     358                 7.5
15961555      GI. OC        140000               860.42      360                     358                 7
15968015      GI. OC        239500               1521.82     360                     358                 7.25
15961403      GI. OC        66500                422.55      360                     359                 7.25
15961460      GI. OC        101102.97            716.64      360                     358                 7.25
15961463      GI. OC        178875               1229.77     360                     358                 7.875
15961464      GI. OC        182955.86            1366.19     360                     358                 7.75
15961465      GI. OC        143796.07            1031.63     360                     358                 7.375
15961282      GI. OC        248000               1601.67     360                     359                 7.375
15961309      GI. OC        107998.84            697.49      360                     358                 7.375
15961074      GI. OC        100520               680.6       360                     358                 7.75
15961084      GI. OC        182000               1118.54     360                     358                 7
15961176      GI. OC        144000               990         360                     358                 7.875
15961092      GI. OC        178500               1097.03     360                     358                 7
15961107      GI. OC        544000               3626.67     360                     359                 7.625
15961116      GI. OC        285000               1870.31     360                     358                 7.5
15960981      GI. OC        280000               1750        360                     358                 7.125
15960989      GI. OC        211850               1368.2      360                     359                 7.375
15961047      GI. OC        255200               1568.42     360                     358                 7
15961064      GI. OC        191992               1319.95     360                     358                 7.875
15960161      GI. OC        101600               666.75      360                     358                 7.5
15960163      GI. OC        554265               3464.16     360                     358                 7.125
15960174      GI. OC        162975               1018.59     360                     358                 7.125
15960177      GI. OC        376952               2355.95     360                     358                 7.125
15960178      GI. OC        624000               4030        360                     358                 7.375
15960353      GI. OC        138320               864.5       360                     358                 7.125
15960186      GI. OC        162975               1018.59     360                     358                 7.125
15960189      GI. OC        643336               4020.85     360                     358                 7.125
15960193      GI. OC        159000               993.75      360                     358                 7.125
15960199      GI. OC        382064               2507.3      360                     358                 7.5
15960203      GI. OC        150619.72            1041.88     360                     358                 7
15960209      GI. OC        162975               1018.59     360                     358                 7.125
15960212      GI. OC        431200               2874.67     360                     358                 7.625
15960217      GI. OC        152000               1029.17     360                     358                 7.75
15960220      GI. OC        162175.74            1177.51     360                     358                 7.5
15960223      GI. OC        94400                599.83      360                     358                 7.25
15960231      GI. OC        143677.72            1018.66     360                     358                 7.25
15960248      GI. OC        476925               2980.78     360                     358                 7.125
15960249      GI. OC        188000               1135.83     360                     358                 6.875
15960257      GI. OC        211604               1366.61     360                     358                 7.375
15960268      GI. OC        215535               1459.35     360                     358                 7.75
15960284      GI. OC        289600               1810        360                     358                 7.125
15960291      GI. OC        191200               1234.83     360                     358                 7.375
15960296      GI. OC        95960                619.74      360                     358                 7.375
15960301      GI. OC        100000               656.25      360                     358                 7.5
15960310      GI. OC        200000               1375        360                     358                 7.875
15960314      GI. OC        91200                627         360                     358                 7.875
15960335      GI. OC        59107.36             403.85      360                     358                 6.875
15959869      GI. OC        273000               1649.37     360                     358                 6.875
15959878      GI. OC        317600               1918.83     360                     358                 6.875
15959885      GI. OC        94891.72             573.3       360                     358                 6.875
15959898      GI. OC        232500               1525.78     360                     359                 7.5
15959910      GI. OC        160000               983.33      360                     358                 7
15959916      GI. OC        215200               1412.25     360                     359                 7.5
15959947      GI. OC        236000               1450.42     360                     358                 7
15959966      GI. OC        92720                569.84      360                     358                 7
15960000      GI. OC        152000               934.17      360                     358                 7
15960006      GI. OC        133000               817.4       360                     357                 7
15960016      GI. OC        186642.63            1147.07     360                     358                 7
15960037      GI. OC        154500               949.53      360                     358                 7
15960044      GI. OC        96000                620         360                     358                 7.375
15960056      GI. OC        136000               892.5       360                     358                 7.5
15960149      GI. OC        124800               819         360                     358                 7.5
15960152      GI. OC        102400               629.33      360                     358                 7
15960154      GI. OC        142500               920.31      360                     358                 7.375
15960155      GI. OC        180000               1162.5      360                     358                 7.375
15960156      GI. OC        327200               2181.33     360                     358                 7.625
15959866      GI. OC        146681.27            1027.15     360                     358                 7.125
15959808      GI. OC        165900               1071.44     360                     358                 7.375
15958994      GI. OC        226319.92            1508.8      360                     358                 7.625
15958996      GI. OC        148000               940.42      360                     358                 7.25
15959021      GI. OC        100000               687.5       360                     358                 7.875
15959035      GI. OC        561200               3799.79     360                     358                 7.75
15959044      GI. OC        251499.99            1676.67     360                     358                 7.625
15959688      GI. OC        200000               1250        360                     358                 7.125
15959110      GI. OC        675000               4640.63     360                     358                 7.875
15959123      GI. OC        111885               757.55      360                     358                 7.75
15959138      GI. OC        151600               1042.25     360                     358                 7.875
15959141      GI. OC        125000               794.27      360                     359                 7.25
15959162      GI. OC        174400               1144.5      360                     358                 7.5
15959756      GI. OC        154320               1060.95     360                     358                 7.875
15959769      GI. OC        242050               1462.39     360                     358                 6.875
15959778      GI. OC        353600               2394.17     360                     358                 7.75
15959181      GI. OC        855960               5260.59     360                     358                 7
15959195      GI. OC        144000               900         360                     358                 7.125
15988740      GI. OC        174573.51            1182.01     360                     357                 7.75
15988895      GI. OC        187500               1289.06     360                     358                 7.875
15988898      GI. OC        93360                612.68      360                     358                 7.5
15988903      GI. OC        107835.13            745.93      360                     358                 7
15988904      GI. OC        240000               1625        360                     359                 7.75
15988909      GI. OC        247829.33            1798.17     360                     359                 7.5
15958929      GI. OC        322500               2116.41     360                     358                 7.5
15911961      GI. OC        56706.86             383.95      360                     357                 7.75
15961533      GI. OC        1000000              6562.5      360                     358                 7.625
15961538      GI. OC        436800               2593.5      360                     358                 6.875
15988551      GI. OC        311756.61            2128.39     360                     359                 6.875
15988493      GI. OC        110000               744.79      360                     358                 7.75
15988509      GI. OC        233616               1460.1      360                     358                 7.125
15987961      GI. OC        184000               1150        360                     358                 7.125
15958885      GI. OC        189208               1241.68     360                     358                 7.5
15900632      GI. OC        187500               1171.88     360                     357                 7.125
15958848      GI. OC        182400               1159        360                     358                 7.25
15988046      GI. OC        259920               1678.47     360                     359                 7.375
15988059      GI. OC        214400               1384.67     360                     358                 7.375
15988067      GI. OC        213600               1357.25     360                     358                 7.25
15988076      GI. OC        592000               3946.67     360                     359                 7.625
15989030      GI. OC        129321.18            938.96      360                     358                 7.5
15989058      GI. OC        172760               1169.73     360                     358                 7.75
15989062      GI. OC        181920.88            1272.97     360                     359                 7.125
15989079      GI. OC        820000               5039.58     360                     359                 7
15989082      GI. OC        142800               877.63      360                     358                 7
15989086      GI. OC        69600                469.66      360                     359                 7.75
15989090      GI. OC        180000               1087.5      360                     358                 6.875
15989099      GI. OC        138000               891.25      360                     358                 7.375
15991816      GI. OC        152158.6             1065.88     360                     358                 7.125
15991822      GI. OC        280000               1895.83     360                     359                 7.75
15991848      GI. OC        198488               1240.55     360                     359                 7.125
15991849      GI. OC        197049.95            1362.01     360                     359                 7
15991859      GI. OC        124935.79            928.86      360                     358                 7.75
15991863      GI. OC        980000               6431.25     360                     358                 7.5
15991867      GI. OC        184000               1245.83     360                     358                 7.75
15991875      GI. OC        1073317.72           7333.4      360                     358                 6.875
15991883      GI. OC        231920               1594.45     360                     359                 7.875
15991884      GI. OC        195200               1260.67     360                     359                 7.375
15991890      GI. OC        135022.52            1003.86     360                     358                 7.75
15991894      GI. OC        204000               1275        360                     359                 7.125
15991898      GI. OC        77540.95             535.97      360                     359                 7
15995162      GI. OC        700000               4593.75     360                     358                 7.5
15995168      GI. OC        96000                650         360                     359                 7.75
15995169      GI. OC        44930.59             333.83      360                     359                 7.75
15995175      GI. OC        96000                650         360                     359                 7.75
15995181      GI. OC        133626               890.84      360                     358                 7.625
15995187      GI. OC        591500               3943.33     360                     358                 7.625
15995191      GI. OC        53164.3              390.37      360                     359                 7.625
15995194      GI. OC        227250               1420.31     360                     359                 7.125
15995202      GI. OC        71280                482.63      360                     359                 7.75
15995207      GI. OC        39040                260.27      360                     359                 7.625
15995210      GI. OC        114400               774.58      360                     359                 7.75
15995216      GI. OC        115048.77            855.36      360                     358                 7.75
15995221      GI. OC        92000                622.92      360                     358                 7.75
15995228      GI. OC        264000               1677.5      360                     359                 7.25
15995244      GI. OC        84735.47             585.7       360                     359                 7
15995249      GI. OC        452000               2919.17     360                     358                 7.375
15995251      GI. OC        110748               749.86      360                     359                 7.75
15959316      GI. OC        111200               752.92      360                     358                 7.75
15959317      GI. OC        48750                309.77      360                     358                 7.25
15959318      GI. OC        740000               4547.92     360                     358                 7
15959324      GI. OC        135420               874.59      360                     358                 7.375
15959335      GI. OC        135963               821.44      360                     358                 6.875
15959338      GI. OC        71920                449.5       360                     358                 7.125
15959344      GI. OC        329600               1991.33     360                     358                 6.875
15959347      GI. OC        572000               3753.75     360                     358                 7.5
15959350      GI. OC        128000               773.33      360                     358                 6.875
15960428      GI. OC        372000               2247.5      360                     358                 6.875
15960436      GI. OC        186350               1164.69     360                     358                 7.125
15960444      GI. OC        109222.79            705.4       360                     357                 7.375
15960448      GI. OC        143780.17            994.58      360                     358                 7
15960469      GI. OC        155857.33            1104.76     360                     358                 7.25
15960474      GI. OC        375960               2428.08     360                     358                 7.375
15960484      GI. OC        172320.61            1041.1      360                     358                 6.875
15960495      GI. OC        181104               1094.17     360                     358                 6.875
15960499      GI. OC        291949.99            1976.41     360                     358                 7.75
15960500      GI. OC        125520               823.73      360                     358                 7.5
15960502      GI. OC        110654.55            822.69      360                     358                 7.75
15960503      GI. OC        124080               814.28      360                     358                 7.5
15960509      GI. OC        203200               1375.83     360                     358                 7.75
15960511      GI. OC        64758.17             464.59      360                     358                 7.375
15857354      GI. OC        401600               2761        360                     358                 7.875
15864112      GI. OC        301520               1853.09     360                     358                 7
15870647      GI. OC        180000               1218.75     360                     358                 7.75
15874109      GI. OC        1124800              6912.83     360                     357                 7
15874150      GI. OC        203250               1227.97     360                     358                 6.875
15875528      GI. OC        999941.67            6041.31     360                     358                 6.875
15905641      GI. OC        268000               1758.75     360                     358                 7.5
15907648      GI. OC        60800                399         360                     358                 7.5
15922100      GI. OC        170951.38            1211.75     360                     358                 7.25
15922074      GI. OC        650000               4401.05     360                     358                 7.75
15900607      GI. OC        147529               891.32      360                     358                 6.875
15900624      GI. OC        197128               1273.12     360                     356                 7.375
15900627      GI. OC        152000               997.5       360                     357                 7.5
15599201      GI. OC        71541                432.23      360                     353                 6.875
15601275      GI. OC        408000               2847.5      360                     354                 8
15441590      GI. OC        281570               1759.81     360                     358                 7.125
15941119      GI. OC        371999.5             2402.5      360                     358                 7.375
15941125      GI. OC        147000               1010.63     360                     358                 7.875
15961399      GI. OC        207790.15            1455.07     360                     358                 7.25
15961353      GI. OC        108800               680         360                     358                 7.25
15961359      GI. OC        159000               944.06      360                     358                 6.875
15930237      GI. OC        146000               1003.75     360                     358                 7.875
15931052      GI. OC        284000               1893.33     360                     358                 7.625
15931117      GI. OC        482000               3163.13     360                     358                 7.5
15931154      GI. OC        113200               742.88      360                     358                 7.5
15931209      GI. OC        279403.31            2005.95     360                     357                 7.375
15931341      GI. OC        245600               1688.5      360                     358                 7.875
15931346      GI. OC        288000               1740        360                     358                 6.875
15931379      GI. OC        348000               2102.5      360                     359                 6.875
15931404      GI. OC        177675               1221.52     360                     358                 7.875
15931410      GI. OC        544450               3289.39     360                     358                 6.875
15931433      GI. OC        103999.01            628.33      360                     358                 6.875
15931525      GI. OC        375200               2345        360                     358                 7.125
15932806      GI. OC        110320               678.01      360                     358                 7
15929983      GI. OC        920000               6325        360                     358                 7.875
15930115      GI. OC        142425               979.17      360                     358                 7.875
15928261      GI. OC        280000               1825.83     360                     358                 7.45
15928425      GI. OC        411999.97            2660.83     360                     358                 7.375
15928572      GI. OC        760000               4829.17     360                     358                 7.25
15928593      GI. OC        391200               2608        360                     358                 7.625
15929500      GI. OC        337535.27            2144.76     360                     358                 7.25
15929742      GI. OC        143500               866.98      360                     358                 6.875
15928091      GI. OC        260800               1630        360                     357                 7.125
15927928      GI. OC        220710.87            1545.55     360                     358                 7.125
15928000      GI. OC        220400               1400.46     360                     358                 7.25
15738557      GI. OC        146400               915         360                     356                 7.125
15738337      GI. OC        186846               1167.79     360                     355                 7.125
15905617      GI. OC        467903               2973.13     360                     358                 7.25
15905605      GI. OC        404000               2525        360                     358                 7.125
15905620      GI. OC        132500               869.53      360                     358                 7.5
15907638      GI. OC        368000               2530        360                     358                 7.875
15907697      GI. OC        280000               1720.84     360                     358                 7
15907649      GI. OC        1308750              8588.68     360                     358                 7.5
15907660      GI. OC        476000               3173.33     360                     358                 7.625
15907662      GI. OC        107920               674.5       360                     358                 7.125
15911223      GI. OC        241872               1486.51     360                     358                 7
15911189      GI. OC        272000               1756.67     360                     358                 7.375
15911196      GI. OC        448000               2893.33     360                     358                 7.375
15911201      GI. OC        344000               2293.33     360                     358                 7.625
15911265      GI. OC        115875               700.08      360                     358                 6.875
15922134      GI. OC        119816.8             828.82      360                     358                 7
15922075      GI. OC        264000               1595        360                     358                 6.875
15922084      GI. OC        268000               1702.92     360                     358                 7.25
15922118      GI. OC        224000               1376.67     360                     358                 7
15922088      GI. OC        159920               982.84      360                     358                 7
15922099      GI. OC        682500               4692.19     360                     358                 7.875
15924537      GI. OC        259058.6             1565.15     360                     358                 6.875
15924528      GI. OC        171779.89            1292.18     360                     358                 7.875
15728395      GI. OC        132000               866.25      360                     354                 7.5
15728408      GI. OC        579999.97            4047.92     360                     355                 8
15870655      GI. OC        260000               1570.83     360                     358                 6.875
15874146      GI. OC        198446.59            1372.72     360                     358                 7
15874165      GI. OC        308000               1989.17     360                     358                 7.375
15874132      GI. OC        217600               1337.33     360                     358                 7
15875502      GI. OC        276700               1729.38     360                     358                 7.125
15877172      GI. OC        191913               1199.46     360                     358                 7.125
15879179      GI. OC        643199               3885.99     360                     358                 6.875
15879188      GI. OC        185323.64            1297.75     360                     358                 7.125
15879205      GI. OC        94880                573.23      360                     358                 6.875
15880651      GI. OC        222397               1413.15     360                     358                 7.25
15880640      GI. OC        468800               2978.83     360                     358                 7.25
15880607      GI. OC        111120               740.8       360                     358                 7.625
15880610      GI. OC        185000               1136.98     360                     358                 7
15880611      GI. OC        146320               899.26      360                     358                 7
15899431      GI. OC        279603.47            2005.96     360                     358                 7.375
15899445      GI. OC        172800               1170        360                     358                 7.75
15901882      GI. OC        205693               1392.71     360                     358                 7.75
15901857      GI. OC        349400               2110.96     360                     358                 6.875
15901860      GI. OC        111043.86            806.28      360                     358                 7.5
15901859      GI. OC        114300               714.38      360                     358                 7.125
15901870      GI. OC        105760               638.97      360                     358                 6.875
15901874      GI. OC        150164.63            1026        360                     358                 6.875
15723327      GI. OC        112400               749.33      360                     356                 7.625
15716482      GI. OC        99941                624.63      360                     355                 7.125
15719867      GI. OC        254625               1591.41     360                     355                 7.125
15839001      GI. OC        239650.98            1572.71     360                     358                 7.5
15704808      GI. OC        131520               822         360                     355                 7.125
15853401      GI. OC        164800               1098.67     360                     358                 7.625
15853399      GI. OC        151920               996.98      360                     358                 7.5
15786010      GI. OC        240785.49            1454.75     360                     358                 6.875
15831885      GI. OC        175724.55            1200.64     360                     358                 6.875
15816926      GI. OC        100000               625         360                     358                 7.125
15699208      GI. OC        516000               3117.5      360                     358                 6.875
15925175      GI. OC        335040               2128.9      360                     358                 7.25
15924821      GI. OC        74638.71             522.66      360                     358                 7.125
15924926      GI. OC        600000               4125        360                     358                 7.875
15924962      GI. OC        80500                494.74      360                     358                 7
15925018      GI. OC        131793.44            900.47      360                     358                 6.875
15924731      GI. OC        540000               3543.75     360                     357                 7.5
15924674      GI. OC        417400               2608.75     360                     358                 7.125
15921927      GI. OC        247600               1650.67     360                     358                 7.625
15921644      GI. OC        98260.65             704.95      360                     358                 7.375
15911804      GI. OC        399875               2499.22     360                     358                 7.125
15846419      GI. OC        689992               4528.07     360                     358                 7.5
15846726      GI. OC        83745.6              608.48      360                     357                 7.5
15988889      GI. OC        149600               966.17      360                     358                 7.375
15988896      GI. OC        93750                634.77      360                     358                 7.75
15728397      GI. OC        155145.83            1082.79     360                     355                 8
15988638      GI. OC        119035.38            864.29      360                     358                 7.5
15988777      GI. OC        302150               1982.86     360                     358                 7.5
15900504      GI. OC        236670               1503.84     360                     357                 7.25
15900390      GI. OC        116200               738.35      360                     358                 7.25
15900452      GI. OC        491539.19            3020.92     360                     358                 7
15900467      GI. OC        113039               730.04      360                     358                 7.375
15900473      GI. OC        104959               677.86      360                     358                 7.375
15871847      GI. OC        268000               1675        360                     358                 7.125
15985715      GI. OC        281869.49            2095.63     360                     358                 7.75
15985718      GI. OC        160125               1050.82     360                     358                 7.5
15874192      GI. OC        151500               962.66      360                     358                 7.25
15874264      GI. OC        195000               1300        360                     358                 7.625
15876589      GI. OC        158624.67            1007.93     360                     358                 7.25
15877679      GI. OC        71250                445.31      360                     358                 7.125
15985685      GI. OC        187253.86            1392.18     360                     358                 7.75
15985714      GI. OC        126675               857.7       360                     358                 7.75
15985720      GI. OC        231663.09            1642.08     360                     358                 7.25
15879400      GI. OC        151822               996.33      360                     358                 7.5
15879453      GI. OC        117750               797.27      360                     358                 7.75
15879723      GI. OC        311200               2074.67     360                     358                 7.625
15880050      GI. OC        127425               836.23      360                     358                 7.5
15880415      GI. OC        151784.74            1088.95     360                     358                 7.375
15880418      GI. OC        102250               617.76      360                     358                 6.875
15880497      GI. OC        167300               1132.76     360                     358                 7.75
15889972      GI. OC        297499.9             1983.33     360                     357                 7.625
15889979      GI. OC        297500               1983.33     360                     358                 7.625
15889986      GI. OC        297500               1983.33     360                     358                 7.625
15892723      GI. OC        184000               1207.5      360                     358                 7.5
15893022      GI. OC        260000               1679.17     360                     357                 7.375
15899554      GI. OC        187200               1228.5      360                     358                 7.5
15899754      GI. OC        48800                330.42      360                     358                 7.75
15900333      GI. OC        218116               1363.23     360                     358                 7.125
15901926      GI. OC        72000                487.5       360                     358                 7.75
15932953      GI. OC        498750               3169.14     360                     358                 7.25
15933000      GI. OC        420000               2625        360                     358                 7.125
15937684      GI. OC        216000               1350        360                     358                 7.125
15937768      GI. OC        159375               1045.9      360                     359                 7.5
15937881      GI. OC        154374.75            948.76      360                     357                 7
15938220      GI. OC        191200               1274.67     360                     357                 7.625
15938222      GI. OC        991800               6302.06     360                     357                 7.25
15938234      GI. OC        965673               6035.46     360                     357                 7.125
15938287      GI. OC        163592               1090.61     360                     358                 7.625
15938289      GI. OC        142716.98            936.58      360                     358                 7.5
15938323      GI. OC        604800               4095        360                     358                 7.75
15940518      GI. OC        123200               757.17      360                     358                 7
15940520      GI. OC        165320               998.81      360                     358                 6.875
15940529      GI. OC        231000               1588.13     360                     358                 7.875
15940563      GI. OC        206400               1333        360                     357                 7.375
15940564      GI. OC        187733.76            1346.86     360                     358                 7.375
15940574      GI. OC        87023.29             639.84      360                     357                 7.625
15940595      GI. OC        196000               1327.08     360                     357                 7.75
15940596      GI. OC        177800               1111.25     360                     358                 7.125
15940598      GI. OC        156585               1076.52     360                     358                 7.875
15940613      GI. OC        316000               2139.58     360                     357                 7.75
15940617      GI. OC        220000               1352.08     360                     358                 7
15940619      GI. OC        140080               904.68      360                     357                 7.375
15940624      GI. OC        266400               1609.5      360                     358                 6.875
15940640      GI. OC        853125               5598.63     360                     358                 7.5
15940644      GI. OC        401250               2758.59     360                     358                 7.875
15940654      GI. OC        233600               1533        360                     359                 7.5
15940718      GI. OC        770000               4812.5      360                     358                 7.125
15940719      GI. OC        137900               861.88      360                     358                 7.125
15940722      GI. OC        286250               1848.7      360                     358                 7.375
15940725      GI. OC        263998.31            1814.99     360                     358                 7.875
15940743      GI. OC        227843.09            1653.16     360                     359                 7.5
15940752      GI. OC        115048.77            855.36      360                     358                 7.75
15940764      GI. OC        208000               1256.67     360                     358                 6.875
15940780      GI. OC        175700               1207.94     360                     358                 7.875
15940786      GI. OC        135999.81            821.67      360                     358                 6.875
15940789      GI. OC        206400               1247        360                     358                 6.875
15940819      GI. OC        336000               2100        360                     358                 7.125
15940851      GI. OC        370000               2543.75     360                     358                 7.875
15940891      GI. OC        204000               1275        360                     358                 7.125
15940896      GI. OC        206100               1416.94     360                     358                 7.875
15940898      GI. OC        144400               887.46      360                     358                 7
15940910      GI. OC        86100                565.03      360                     358                 7.5
15940915      GI. OC        133844.88            986.18      360                     358                 7.625
15940964      GI. OC        191992               1319.95     360                     358                 7.875
15940973      GI. OC        165000               1048.44     360                     358                 7.25
15940980      GI. OC        132000               866.25      360                     358                 7.5
15940998      GI. OC        139300               914.16      360                     357                 7.5
15941011      GI. OC        161600               1060.5      360                     358                 7.5
15941022      GI. OC        45000                309.38      360                     357                 7.875
15941025      GI. OC        960000               6300        360                     358                 7.5
15941052      GI. OC        152000               1045        360                     358                 7.875
15941068      GI. OC        532000               3380.42     360                     358                 7.25
15948264      GI. OC        140800               880         360                     358                 7.125
15948294      GI. OC        90800                576.96      360                     358                 7.25
15948332      GI. OC        1000000              6041.67     360                     358                 6.875
15948449      GI. OC        191000               1233.54     360                     358                 7.375
15948515      GI. OC        115839.82            841.08      360                     358                 7.5
15954303      GI. OC        304849.99            1873.56     360                     358                 7
15954360      GI. OC        214548               1363.27     360                     357                 7.25
15954371      GI. OC        136485               853.03      360                     357                 7.125
15954509      GI. OC        400000               2500        360                     358                 7.125
15954511      GI. OC        212000               1325        360                     358                 7.125
15954533      GI. OC        207992               1299.95     360                     358                 7.125
15954553      GI. OC        300000               1843.75     360                     357                 7
15954962      GI. OC        420000               2625        360                     358                 7.125
15955005      GI. OC        304000               2026.67     360                     358                 7.625
15955094      GI. OC        55926.49             415.8       360                     358                 7.75
15956805      GI. OC        380000               2612.5      360                     358                 7.875
15957106      GI. OC        976708               6002.68     360                     358                 7
15958934      GI. OC        159350               1045.73     360                     358                 7.5
15959118      GI. OC        252000               1601.25     360                     358                 7.25
15987958      GI. OC        236000               1425.83     360                     358                 6.875
15935863      GI. OC        1425000              9203.13     360                     358                 7.375
15954490      GI. OC        975000               6093.75     360                     358                 7.125
15954492      GI. OC        349500               2111.56     360                     358                 6.875
15954574      GI. OC        288000               1770        360                     358                 7
15954589      GI. OC        224000               1446.67     360                     358                 7.375
15954597      GI. OC        323764               2158.43     360                     358                 7.625
15954656      GI. OC        630000               3937.5      360                     357                 7.125
15954761      GI. OC        74424                465.15      360                     358                 7.125
15954788      GI. OC        146720               962.85      360                     358                 7.5
15954874      GI. OC        119842.47            891         360                     358                 7.75
15954888      GI. OC        174400               1108.17     360                     357                 7.25
15954928      GI. OC        188000               1233.75     360                     358                 7.5
15954936      GI. OC        433600               2619.67     360                     358                 6.875
15954944      GI. OC        344000               2078.33     360                     358                 6.875
15955008      GI. OC        132000               852.5       360                     357                 7.375
15955024      GI. OC        319940.56            1932.97     360                     358                 6.875
15955035      GI. OC        128000               773.33      360                     358                 6.875
15955040      GI. OC        218400               1501.5      360                     358                 7.875
15955046      GI. OC        88000                559.17      360                     358                 7.25
15955047      GI. OC        392800               2577.75     360                     357                 7.5
15955051      GI. OC        532000               3435.83     360                     358                 7.375
15955065      GI. OC        206250               1332.03     360                     357                 7.375
15955073      GI. OC        196632.54            1187.99     360                     358                 6.875
15955074      GI. OC        147785.09            1047.53     360                     358                 7.25
15955092      GI. OC        452000               3107.5      360                     358                 7.875
15956744      GI. OC        238040.82            1791.02     360                     358                 7.875
15947916      GI. OC        178000               1131.04     360                     358                 7.25
15947936      GI. OC        141000               940         360                     358                 7.625
15948032      GI. OC        196000               1225        360                     358                 7.125
15948067      GI. OC        171699.99            1291.58     360                     358                 7.875
15948124      GI. OC        128514               870.15      360                     357                 7.75
15948125      GI. OC        94320                589.5       360                     358                 7.125
15948128      GI. OC        112300               760.36      360                     357                 7.75
15948137      GI. OC        80960                497.57      360                     357                 7
15948139      GI. OC        102200               617.46      360                     358                 6.875
15948157      GI. OC        86799.48             524.41      360                     357                 6.875
15948159      GI. OC        135882.4             934.19      360                     358                 7.875
15948166      GI. OC        94080                637         360                     357                 7.75
15948186      GI. OC        84000                533.75      360                     357                 7.25
15948213      GI. OC        179500               1103.18     360                     358                 7
15948216      GI. OC        173950               1087.19     360                     358                 7.125
15948217      GI. OC        212250               1392.89     360                     358                 7.5
15948229      GI. OC        276000               1667.5      360                     357                 6.875
15948372      GI. OC        287317               1885.52     360                     358                 7.5
15948438      GI. OC        591935               3946.23     360                     358                 7.625
15948466      GI. OC        212200               1458.88     360                     358                 7.875
15948486      GI. OC        174618.98            1091.37     360                     358                 7.125
15948508      GI. OC        81487.31             591.66      360                     358                 7.5
15948528      GI. OC        122208.46            834.98      360                     358                 6.875
15954361      GI. OC        183252               1164.41     360                     357                 7.25
15942766      GI. OC        131793.44            900.47      360                     358                 6.875
15942768      GI. OC        264000               1677.5      360                     358                 7.25
15947825      GI. OC        406600               2795.38     360                     358                 7.875
15947893      GI. OC        303950               2026.33     360                     358                 7.625
15940582      GI. OC        132000               893.75      360                     357                 7.75
15940585      GI. OC        91200                608         360                     358                 7.625
15940623      GI. OC        121600               772.67      360                     358                 7.25
15940754      GI. OC        212800               1285.67     360                     358                 6.875
15940766      GI. OC        232000               1401.67     360                     358                 6.875
15940767      GI. OC        147700               938.51      360                     358                 7.25
15940772      GI. OC        198750               1345.7      360                     358                 7.75
15940785      GI. OC        236966               1505.72     360                     359                 7.25
15940788      GI. OC        397500               2650        360                     358                 7.625
15940792      GI. OC        399488.11            3005.07     360                     358                 7.875
15940874      GI. OC        906750               5667.19     360                     358                 7.125
15940885      GI. OC        167785               1262.13     360                     358                 7.875
15940917      GI. OC        998000               6757.29     360                     358                 7.75
15940981      GI. OC        360000               2475        360                     358                 7.875
15941042      GI. OC        191000               1233.54     360                     358                 7.375
15941143      GI. OC        191868.73            1319.1      360                     358                 7.875
15941159      GI. OC        301600               1916.42     360                     358                 7.25
15941161      GI. OC        137600               888.67      360                     358                 7.375
15942394      GI. OC        174828               1056.25     360                     358                 6.875
15942444      GI. OC        58295                394.71      360                     358                 7.75
15942449      GI. OC        219840               1465.6      360                     358                 7.625
15942635      GI. OC        131684.99            944.75      360                     358                 7.375
15942663      GI. OC        345600               2124        360                     357                 7
15942665      GI. OC        73653.19             547.59      360                     358                 7.75
15940556      GI. OC        252000               1706.25     360                     357                 7.75
15940581      GI. OC        91200                608         360                     358                 7.625
15938191      GI. OC        226600               1534.27     360                     357                 7.75
15938302      GI. OC        91200                608         360                     358                 7.625
15938326      GI. OC        91200                608         360                     358                 7.625
15938341      GI. OC        91200                608         360                     358                 7.625
15938342      GI. OC        880000               5683.33     360                     357                 7.375
15938357      GI. OC        113999.38            724.37      360                     358                 7.25
15938359      GI. OC        91200                608         360                     358                 7.625
15938367      GI. OC        202200               1390.13     360                     358                 7.875
15938369      GI. OC        227970.25            1424.81     360                     357                 7.125
15938372      GI. OC        91200                608         360                     358                 7.625
15938421      GI. OC        400000               2583.33     360                     357                 7.375
15938049      GI. OC        280000               1779.17     360                     359                 7.25
15938050      GI. OC        128000               880         360                     358                 7.875
15938053      GI. OC        200287               1210.07     360                     358                 6.875
15938056      GI. OC        144000               915         360                     358                 7.25
15938070      GI. OC        167998.74            1154.99     360                     358                 7.875
15938073      GI. OC        102400               640         360                     358                 7.125
15938078      GI. OC        99063.01             719.27      360                     358                 7.5
15938081      GI. OC        86400                585         360                     358                 7.75
15938084      GI. OC        89476.28             649.66      360                     358                 7.5
15938086      GI. OC        201120               1257        360                     358                 7.125
15938095      GI. OC        177800               1203.85     360                     358                 7.75
15938098      GI. OC        295350.59            1876.71     360                     358                 7.25
15938101      GI. OC        151200               913.5       360                     357                 6.875
15938105      GI. OC        111200               695         360                     358                 7.125
15938129      GI. OC        364000               2388.75     360                     358                 7.5
15938142      GI. OC        91200                608         360                     358                 7.625
15938151      GI. OC        91200                608         360                     358                 7.625
15938152      GI. OC        391178.93            2689.36     360                     357                 7.875
15911402      GI. OC        103200               709.5       360                     358                 7.875
15908481      GI. OC        540000               3543.75     360                     358                 7.5
15899696      GI. OC        56175                386.2       360                     357                 7.875
15905881      GI. OC        110300               700.86      360                     358                 7.25
15905917      GI. OC        772250               4826.56     360                     358                 7.125
15905957      GI. OC        464000               3141.67     360                     358                 7.75
15906259      GI. OC        280000               1866.67     360                     358                 7.625
15908212      GI. OC        170830               1032.1      360                     358                 6.875
15908234      GI. OC        346125               2199.34     360                     358                 7.25
15902298      GI. OC        252000               1653.75     360                     358                 7.5
15902331      GI. OC        112000               735         360                     358                 7.5
15902535      GI. OC        169925               1062.03     360                     358                 7.125
15841523      GI. OC        320400               1969.12     360                     357                 7
15841849      GI. OC        238584.27            1671.96     360                     357                 7.125
15937761      GI. OC        159954.99            1033.04     360                     358                 7.375
15937779      GI. OC        240000               1650        360                     358                 7.875
15937784      GI. OC        109600               753.5       360                     358                 7.875
15937805      GI. OC        375750               2309.3      360                     358                 7
15937819      GI. OC        130917               900.05      360                     357                 7.875
15937825      GI. OC        357800               2198.98     360                     358                 7
15937859      GI. OC        900000               5906.25     360                     357                 7.5
15937861      GI. OC        450800               3052.29     360                     358                 7.75
15937911      GI. OC        129992               825.99      360                     357                 7.25
15937965      GI. OC        331350               2036.42     360                     358                 7
15937972      GI. OC        204500               1320.73     360                     358                 7.375
15937978      GI. OC        143200               984.5       360                     358                 7.875
15937987      GI. OC        376000               2467.5      360                     358                 7.5
15937988      GI. OC        70000                481.25      360                     358                 7.875
15937994      GI. OC        146141.46            1022.6      360                     359                 7.125
15937998      GI. OC        376000               2310.83     360                     358                 7
15937999      GI. OC        480000               3300        360                     358                 7.875
15936499      GI. OC        744000               5037.5      360                     357                 7.75
15936543      GI. OC        144000               975         360                     358                 7.75
15936545      GI. OC        88683.43             659.34      360                     358                 7.75
15937719      GI. OC        287571.18            2013.74     360                     358                 7.125
15936347      GI. OC        191472               1196.7      360                     358                 7.125
15936400      GI. OC        230720               1393.93     360                     358                 6.875
15893133      GI. OC        216531.98            1466.1      360                     357                 7.75
15902460      GI. OC        164675.86            1046.38     360                     358                 7.25
15902489      GI. OC        153049               972.5       360                     358                 7.25
15902502      GI. OC        257293.99            1554.48     360                     358                 6.875
15902531      GI. OC        89250                557.81      360                     358                 7.125
15902562      GI. OC        104300               662.74      360                     358                 7.25
15902644      GI. OC        323208               2053.72     360                     357                 7.25
15879492      GI. OC        172179.13            1280.96     360                     357                 7.75
15879737      GI. OC        276000               1782.5      360                     357                 7.375
15879859      GI. OC        170448               1118.57     360                     357                 7.5
15880206      GI. OC        196800               1312        360                     357                 7.625
15880218      GI. OC        103783.88            754.07      360                     357                 7.5
15880400      GI. OC        562500               3808.59     360                     357                 7.75
15880406      GI. OC        375000               2500        360                     357                 7.625
15880522      GI. OC        59246.97             401.15      360                     358                 7.75
15880535      GI. OC        263446               1591.65     360                     358                 6.875
15880565      GI. OC        220880               1449.53     360                     358                 7.5
15892532      GI. OC        248120.66            1716.33     360                     358                 7
15892575      GI. OC        93000                581.25      360                     358                 7.125
15892576      GI. OC        144888               965.92      360                     357                 7.625
15892746      GI. OC        386250               2534.77     360                     357                 7.5
15892796      GI. OC        50888.57             360.97      360                     357                 7.25
15892806      GI. OC        362731               2342.64     360                     358                 7.375
15892821      GI. OC        164798               1115.82     360                     358                 7.75
15892960      GI. OC        616279.98            4584.92     360                     357                 7.75
15893074      GI. OC        120000               762.5       360                     358                 7.25
15893077      GI. OC        86250                548.05      360                     358                 7.25
15899486      GI. OC        75758.21             543.9       360                     357                 7.375
15899496      GI. OC        150400               1018.33     360                     357                 7.75
15899634      GI. OC        82400                557.92      360                     357                 7.75
15899666      GI. OC        875000               5924.48     360                     358                 7.75
15899826      GI. OC        322500               2183.59     360                     358                 7.75
15878103      GI. OC        402400               2724.58     360                     357                 7.75
15878109      GI. OC        187129.55            1392.18     360                     357                 7.75
15879236      GI. OC        217314.36            1615.67     360                     358                 7.75
15879241      GI. OC        116184               750.35      360                     357                 7.375
15879258      GI. OC        113784               734.85      360                     357                 7.375
15879302      GI. OC        317355.62            2333.37     360                     357                 7.625
15876553      GI. OC        164400               993.25      360                     358                 6.875
15874918      GI. OC        192000               1220        360                     358                 7.25
15875539      GI. OC        141471.98            957.88      360                     358                 7.75
15875573      GI. OC        331500               2071.88     360                     358                 7.125
15875781      GI. OC        84619.28             607.52      360                     357                 7.375
15875953      GI. OC        155902               974.39      360                     357                 7.125
15874807      GI. OC        556578               3536.59     360                     358                 7.25
15864176      GI. OC        345464               2159.15     360                     357                 7.125
15864289      GI. OC        258030               1666.44     360                     358                 7.375
15868648      GI. OC        261860               1718.46     360                     357                 7.5
15868651      GI. OC        148168               956.92      360                     357                 7.375
15868652      GI. OC        271180               1779.62     360                     357                 7.5
15868740      GI. OC        160000               966.67      360                     358                 6.875
15868893      GI. OC        65685.79             454.72      360                     357                 7
15871713      GI. OC        134121               922.08      360                     357                 7.875
15871355      GI. OC        151999.78            1045        360                     357                 7.875
15871489      GI. OC        284768               1868.79     360                     358                 7.5
15871492      GI. OC        294772               1811.62     360                     358                 7
15838160      GI. OC        108000               731.25      360                     358                 7.75
15838330      GI. OC        1190000              7933.33     360                     357                 7.625
15840135      GI. OC        68700                429.38      360                     358                 7.125
15840136      GI. OC        97500                609.38      360                     358                 7.125
15957253      GI. OC        136166.59            851.04      360                     357                 7.125
15957272      GI. OC        296000               1819.17     360                     357                 7
15957280      GI. OC        84000                560         360                     358                 7.625
15957284      GI. OC        225000               1359.37     360                     358                 6.875
15957285      GI. OC        382500               2629.69     360                     357                 7.875
15957290      GI. OC        259486.29            1930.5      360                     357                 7.75
15957330      GI. OC        281250               1933.59     360                     358                 7.875
15957335      GI. OC        98250                644.77      360                     358                 7.5
15957345      GI. OC        292500               1919.53     360                     358                 7.5
15957359      GI. OC        167369               1063.49     360                     357                 7.25
15957363      GI. OC        90840.58             675.38      360                     358                 7.75
15957371      GI. OC        141500               854.9       360                     357                 6.875
15957375      GI. OC        116400               776         360                     357                 7.625
15957378      GI. OC        168400               1052.5      360                     357                 7.125
15957382      GI. OC        116720               729.5       360                     358                 7.125
15948334      GI. OC        101084               621.25      360                     358                 7
15948342      GI. OC        294052               1899.09     360                     357                 7.375
15948345      GI. OC        95200                575.17      360                     358                 6.875
15948369      GI. OC        149373.92            949.15      360                     357                 7.25
15948383      GI. OC        95969                619.8       360                     358                 7.375
15948384      GI. OC        219997.66            1352.07     360                     358                 7
15948404      GI. OC        94400                570.33      360                     358                 6.875
15948407      GI. OC        843050               5444.7      360                     358                 7.375
15948467      GI. OC        459920               2826.59     360                     358                 7
15948476      GI. OC        207339.14            1339.07     360                     358                 7.375
15948531      GI. OC        124000               826.67      360                     358                 7.625
15948533      GI. OC        1100000              6645.83     360                     358                 6.875
15948535      GI. OC        104900               644.7       360                     358                 7
15948537      GI. OC        245592               1560.53     360                     358                 7.25
15954257      GI. OC        93879.71             706.19      360                     358                 7.875
15954275      GI. OC        215920               1439.47     360                     358                 7.625
15954285      GI. OC        649962.5             4062.27     360                     358                 7.125
15954305      GI. OC        97510                629.75      360                     359                 7.375
15954319      GI. OC        115200               744         360                     358                 7.375
15954336      GI. OC        148179.05            1037.63     360                     358                 7.125
15954358      GI. OC        201778               1303.15     360                     358                 7.375
15954380      GI. OC        112000               688.33      360                     357                 7
15954415      GI. OC        172000               1092.92     360                     358                 7.25
15954513      GI. OC        48750                314.84      360                     359                 7.375
15954524      GI. OC        224000               1353.33     360                     357                 6.875
15954531      GI. OC        248500               1553.13     360                     357                 7.125
15954539      GI. OC        81495.58             613.03      360                     358                 7.875
15954546      GI. OC        588000               3552.5      360                     357                 6.875
15954548      GI. OC        228110               1378.16     360                     357                 6.875
15954564      GI. OC        146960               903.19      360                     358                 7
15954568      GI. OC        152000               950         360                     358                 7.125
15954580      GI. OC        211500               1321.88     360                     358                 7.125
15948237      GI. OC        493200               3390.75     360                     358                 7.875
15948239      GI. OC        112000               735         360                     358                 7.5
15948254      GI. OC        188400               1295.25     360                     357                 7.875
15954604      GI. OC        170175.99            1099.05     360                     358                 7.375
15954660      GI. OC        145200               877.25      360                     358                 6.875
15954692      GI. OC        169600               1166        360                     358                 7.875
15954696      GI. OC        157500               1082.81     360                     358                 7.875
15954710      GI. OC        304000               1995        360                     358                 7.5
15954721      GI. OC        216000               1350        360                     358                 7.125
15954741      GI. OC        324800               2097.67     360                     358                 7.375
15954748      GI. OC        247456.36            1623.93     360                     357                 7.5
15954754      GI. OC        120000               825         360                     358                 7.875
15954756      GI. OC        193200               1328.25     360                     358                 7.875
15954768      GI. OC        156000               1072.5      360                     358                 7.875
15948261      GI. OC        94362                579.93      360                     358                 7
15948272      GI. OC        905600               6131.67     360                     358                 7.75
15954773      GI. OC        143999.33            900         360                     358                 7.125
15954793      GI. OC        118293               751.65      360                     358                 7.25
15954795      GI. OC        157500               1017.19     360                     358                 7.375
15954803      GI. OC        126501.45            865         360                     357                 6.875
15954820      GI. OC        188539.29            1368.93     360                     358                 7.5
15954884      GI. OC        345000               2335.94     360                     357                 7.75
15954893      GI. OC        168000               1050        360                     357                 7.125
15954894      GI. OC        861089.07            6258.8      360                     357                 7.5
15954907      GI. OC        88000                540.83      360                     357                 7
15954908      GI. OC        211200               1276        360                     358                 6.875
15954913      GI. OC        99764.55             682.18      360                     357                 6.875
15954930      GI. OC        126207.05            873.01      360                     358                 7
15954945      GI. OC        102265.57            760.32      360                     358                 7.75
15954951      GI. OC        109900               744.11      360                     358                 7.75
15954957      GI. OC        146956               979.71      360                     359                 7.625
15954966      GI. OC        214416               1429.44     360                     358                 7.625
15954978      GI. OC        308800               2026.5      360                     358                 7.5
15954982      GI. OC        158400               957         360                     358                 6.875
15954986      GI. OC        192000               1300        360                     358                 7.75
15954991      GI. OC        76000                459.17      360                     358                 6.875
15954999      GI. OC        96548.94             701.5       360                     357                 7.5
15955015      GI. OC        51975                357.33      360                     358                 7.875
15955017      GI. OC        221600               1408.08     360                     356                 7.25
15987803      GI. OC        267994               1730.79     360                     358                 7.375
15947892      GI. OC        262118.81            1857.96     360                     358                 7.25
15947898      GI. OC        213600               1468.5      360                     358                 7.875
15947913      GI. OC        253599.13            1532.16     360                     358                 6.875
15947934      GI. OC        600000               4250        360                     357                 8.125
15947965      GI. OC        399450               2454.95     360                     358                 7
15947976      GI. OC        62948.96             457.05      360                     358                 7.5
15947987      GI. OC        71820.69             521.47      360                     358                 7.5
15947996      GI. OC        325000               1963.54     360                     358                 6.875
15947997      GI. OC        456000               2850        360                     357                 7.125
15947998      GI. OC        185223.81            1297.04     360                     358                 7.125
15948043      GI. OC        348000               2392.5      360                     358                 7.875
15948054      GI. OC        147998.55            971.24      360                     358                 7.5
15948087      GI. OC        198750               1262.89     360                     358                 7.25
15947814      GI. OC        161392.75            1214.05     360                     358                 7.875
15947826      GI. OC        154350               1045.08     360                     358                 7.75
15947832      GI. OC        146993               949.33      360                     359                 7.375
15948140      GI. OC        117592               783.95      360                     357                 7.625
15947858      GI. OC        227920               1566.95     360                     358                 7.875
15948142      GI. OC        118392               789.28      360                     357                 7.625
15948153      GI. OC        158197               988.73      360                     358                 7.125
15948163      GI. OC        122400               828.75      360                     357                 7.75
15948168      GI. OC        128000               840         360                     357                 7.5
15948175      GI. OC        73990                454.73      360                     357                 7
15948180      GI. OC        68800                430         360                     358                 7.125
15948182      GI. OC        106400               642.83      360                     358                 6.875
15948201      GI. OC        738958               4772.44     360                     358                 7.375
15948202      GI. OC        276000               1840        360                     358                 7.625
15942859      GI. OC        161419               975.24      360                     358                 6.875
15942897      GI. OC        539920               3486.98     360                     358                 7.375
15942927      GI. OC        75900.23             564.3       360                     358                 7.75
15937723      GI. OC        182000               1175.42     360                     358                 7.375
15936194      GI. OC        50664.22             363.22      360                     359                 7.375
15936234      GI. OC        437600               3008.5      360                     358                 7.875
15936237      GI. OC        296000               1880.83     360                     358                 7.25
15936267      GI. OC        156975               981.09      360                     358                 7.125
15936308      GI. OC        117024.07            780.16      360                     358                 7.625
15936321      GI. OC        344000               2257.5      360                     358                 7.5
15937747      GI. OC        226428.97            1438.77     360                     358                 7.25
15937755      GI. OC        228750               1548.83     360                     358                 7.75
15937767      GI. OC        128850               805.31      360                     358                 7.125
15937790      GI. OC        232000               1401.67     360                     358                 6.875
15937794      GI. OC        106400               687.17      360                     358                 7.375
15937801      GI. OC        202000               1283.54     360                     358                 7.25
15937820      GI. OC        139159               855.25      360                     358                 7
15936338      GI. OC        237750               1535.47     360                     358                 7.375
15936363      GI. OC        109100               704.6       360                     358                 7.375
15936402      GI. OC        108700               702.02      360                     358                 7.375
15936440      GI. OC        173035.98            1153.57     360                     358                 7.625
15936468      GI. OC        169600               1060        360                     358                 7.125
15936471      GI. OC        489100               3158.77     360                     358                 7.375
15936481      GI. OC        62080.45             466.99      360                     358                 7.875
15936492      GI. OC        161599               1043.66     360                     358                 7.375
15936493      GI. OC        244300               1679.56     360                     358                 7.875
15937829      GI. OC        132962               844.86      360                     358                 7.25
15937832      GI. OC        132000               893.75      360                     357                 7.75
15937834      GI. OC        136000               920.83      360                     357                 7.75
15937837      GI. OC        136000               920.83      360                     357                 7.75
15937849      GI. OC        129100               779.98      360                     358                 6.875
15937854      GI. OC        138392               922.61      360                     357                 7.625
15937858      GI. OC        485025               3334.55     360                     359                 7.875
15936507      GI. OC        164850               1133.34     360                     357                 7.875
15937898      GI. OC        160312               1085.45     360                     358                 7.75
15937904      GI. OC        147920               939.91      360                     357                 7.25
15937908      GI. OC        67440                456.63      360                     357                 7.75
15937917      GI. OC        138927               955.12      360                     357                 7.875
15937918      GI. OC        138927               926.18      360                     357                 7.625
15937937      GI. OC        176250               1211.72     360                     358                 7.875
15937953      GI. OC        102258.6             742.47      360                     358                 7.5
15937955      GI. OC        324000               2227.5      360                     358                 7.875
15937956      GI. OC        143200               924.83      360                     358                 7.375
15937962      GI. OC        64400                442.75      360                     358                 7.875
15937970      GI. OC        224000               1353.33     360                     358                 6.875
15936521      GI. OC        103600               625.92      360                     358                 6.875
15936528      GI. OC        144000               930         360                     358                 7.375
15936529      GI. OC        106800               667.5       360                     358                 7.125
15936534      GI. OC        148000               955.83      360                     358                 7.375
15936548      GI. OC        303590.7             2230.64     360                     358                 7.625
15937669      GI. OC        224000               1376.67     360                     358                 7
15937680      GI. OC        111920               699.5       360                     358                 7.125
15936044      GI. OC        138160               877.89      360                     358                 7.25
15936085      GI. OC        276000               1897.5      360                     358                 7.875
15936101      GI. OC        228000               1496.25     360                     358                 7.5
15936122      GI. OC        129500               809.38      360                     358                 7.125
15936133      GI. OC        134700               883.97      360                     358                 7.5
15936167      GI. OC        98700                658         360                     358                 7.625
15932993      GI. OC        157192               1031.57     360                     358                 7.5
15933002      GI. OC        100000               645.83      360                     358                 7.375
15933058      GI. OC        247200               1699.5      360                     358                 7.875
15933248      GI. OC        266700               1750.22     360                     357                 7.5
15935874      GI. OC        280000               1925        360                     358                 7.875
15935881      GI. OC        81600                561         360                     358                 7.875
15935883      GI. OC        104000               715         360                     358                 7.875
15933075      GI. OC        208000               1430        360                     358                 7.875
15933089      GI. OC        376000               2350        360                     358                 7.125
15933095      GI. OC        186400               1184.42     360                     358                 7.25
15933115      GI. OC        99920                676.54      360                     358                 7.75
15933123      GI. OC        50128                318.52      360                     358                 7.25
15935915      GI. OC        606595.48            4247.73     360                     358                 7.125
15935917      GI. OC        620200               3876.25     360                     358                 7.125
15933156      GI. OC        128250               855         360                     358                 7.625
15933167      GI. OC        276640               1815.45     360                     358                 7.5
15933176      GI. OC        100000               614.58      360                     358                 7
15935973      GI. OC        479337.17            3480.33     360                     358                 7.5
15935975      GI. OC        305250               2098.59     360                     358                 7.875
15933207      GI. OC        206372               1289.83     360                     358                 7.125
15935995      GI. OC        116800               803         360                     358                 7.875
15936001      GI. OC        119920               786.98      360                     358                 7.5
15936004      GI. OC        101500               623.8       360                     358                 7
15936010      GI. OC        79600                547.25      360                     358                 7.875
15936012      GI. OC        120000               825         360                     358                 7.875
15936021      GI. OC        96760                624.91      360                     358                 7.375
15936035      GI. OC        82829.56             587.11      360                     358                 7.25
15932884      GI. OC        213326.64            1604.71     360                     358                 7.875
15932890      GI. OC        324000               2227.5      360                     358                 7.875
15932892      GI. OC        175600               1188.96     360                     358                 7.75
15931604      GI. OC        578420               3554.87     360                     357                 7
15931613      GI. OC        100118               657.02      360                     358                 7.5
15931666      GI. OC        206280               1375.2      360                     358                 7.625
15931691      GI. OC        608000               4180        360                     358                 7.875
15932721      GI. OC        549858               3723        360                     358                 7.75
15932754      GI. OC        156000               1023.75     360                     358                 7.5
15932775      GI. OC        140220               964.01      360                     358                 7.875
15932783      GI. OC        245600               1535        360                     358                 7.125
15932819      GI. OC        246400               1514.33     360                     359                 7
15932896      GI. OC        99400                631.6       360                     358                 7.25
15932905      GI. OC        114253.6             859.45      360                     358                 7.875
15932914      GI. OC        320000               1966.67     360                     358                 7
15932916      GI. OC        207600               1319.12     360                     358                 7.25
15932938      GI. OC        43400                298.38      360                     358                 7.875
15932966      GI. OC        289600               1870.33     360                     358                 7.375
15931393      GI. OC        129500               836.35      360                     358                 7.375
15931427      GI. OC        236800               1504.67     360                     358                 7.25
15931454      GI. OC        208000               1321.67     360                     358                 7.25
15931456      GI. OC        61650                391.73      360                     358                 7.25
15931460      GI. OC        476000               2875.83     360                     358                 6.875
15931469      GI. OC        68978.08             438.3       360                     358                 7.25
15931489      GI. OC        313298               1892.84     360                     359                 6.875
15931570      GI. OC        404000               2693.33     360                     358                 7.625
15931593      GI. OC        443992               3006.2      360                     357                 7.75
15931595      GI. OC        163200               1037        360                     358                 7.25
15931522      GI. OC        108500               745.94      360                     358                 7.875
15930256      GI. OC        143192               894.95      360                     357                 7.125
15930257      GI. OC        81600                552.5       360                     358                 7.75
15929739      GI. OC        124000               839.58      360                     358                 7.75
15929755      GI. OC        62075                407.37      360                     358                 7.5
15929781      GI. OC        136000               920.83      360                     357                 7.75
15929782      GI. OC        94080                637         360                     357                 7.75
15929786      GI. OC        119136               769.42      360                     357                 7.375
15929791      GI. OC        137750               832.24      360                     357                 6.875
15929792      GI. OC        127752               838.37      360                     357                 7.5
15930259      GI. OC        113760               770.25      360                     358                 7.75
15930260      GI. OC        111200               752.92      360                     357                 7.75
15930264      GI. OC        165720               1087.54     360                     357                 7.5
15930265      GI. OC        235150               1420.7      360                     357                 6.875
15930266      GI. OC        124000               826.67      360                     358                 7.625
15930272      GI. OC        313650               2091        360                     358                 7.625
15930275      GI. OC        101463.99            623.58      360                     358                 7
15929808      GI. OC        99200                671.67      360                     357                 7.75
15929811      GI. OC        123850               786.96      360                     357                 7.25
15929822      GI. OC        240600               1528.81     360                     358                 7.25
15929826      GI. OC        80430                485.93      360                     357                 6.875
15931022      GI. OC        182250               1196.02     360                     358                 7.5
15929844      GI. OC        89519.18             675.58      360                     357                 7.875
15929845      GI. OC        255500               1703.33     360                     358                 7.625
15931089      GI. OC        107999.34            675         360                     358                 7.125
15931099      GI. OC        291200               2002        360                     358                 7.875
15931149      GI. OC        97424.8              669.8       360                     358                 7.875
15931158      GI. OC        40747.78             306.52      360                     358                 7.875
15931174      GI. OC        444154.08            3148.27     360                     358                 7.25
15929877      GI. OC        481383.16            3621.11     360                     358                 7.875
15929893      GI. OC        579900               3745.19     360                     358                 7.375
15929984      GI. OC        144900               905.63      360                     358                 7.125
15930065      GI. OC        307997.08            1957.06     360                     358                 7.25
15930089      GI. OC        111200               683.42      360                     357                 7
15930109      GI. OC        137419.37            1021.68     360                     358                 7.75
15931227      GI. OC        465000               3051.56     360                     359                 7.5
15930119      GI. OC        55193.28             415.18      360                     358                 7.875
15931257      GI. OC        417000               2649.69     360                     358                 7.25
15931264      GI. OC        272000               1700        360                     358                 7.125
15931274      GI. OC        519254.64            3905.99     360                     358                 7.875
15931293      GI. OC        749900               4608.76     360                     358                 7
15931301      GI. OC        213500               1356.61     360                     358                 7.25
15931308      GI. OC        298800               1805.25     360                     358                 6.875
15931333      GI. OC        320000               1966.67     360                     358                 7
15931348      GI. OC        238400               1490        360                     358                 7.125
15929718      GI. OC        113462               732.78      360                     358                 7.375
15929734      GI. OC        293600               1865.58     360                     358                 7.25
15929645      GI. OC        220800               1380        360                     358                 7.125
15929651      GI. OC        392800               2536.83     360                     358                 7.375
15929652      GI. OC        400000               2500        360                     358                 7.125
15929656      GI. OC        396000               2475        360                     358                 7.125
15929658      GI. OC        560000               3675        360                     358                 7.5
15929684      GI. OC        149920               937         360                     358                 7.125
15929686      GI. OC        156344.99            1026.01     360                     358                 7.5
15929693      GI. OC        153520               1023.47     360                     358                 7.625
15929376      GI. OC        168352               1104.81     360                     358                 7.5
15929384      GI. OC        232150               1402.57     360                     358                 6.875
15929408      GI. OC        150000               1015.62     360                     358                 7.75
15929518      GI. OC        164800               1133        360                     358                 7.875
15929536      GI. OC        376000               2506.67     360                     358                 7.625
15929420      GI. OC        192000               1220        360                     358                 7.25
15929421      GI. OC        71359.57             431.13      360                     358                 6.875
15929439      GI. OC        492850               2977.64     360                     358                 6.875
15929457      GI. OC        293600               1865.58     360                     358                 7.25
15929567      GI. OC        526392               3618.95     360                     358                 7.875
15929595      GI. OC        66310.6              487.22      360                     358                 7.625
15929601      GI. OC        91464                571.65      360                     358                 7.125
15928166      GI. OC        512000               3360        360                     358                 7.5
15928175      GI. OC        108500               723.33      360                     358                 7.625
15928182      GI. OC        196000               1347.5      360                     358                 7.875
15956914      GI. OC        148550               1021.28     360                     358                 7.875
15956923      GI. OC        310500.04            1875.94     360                     358                 6.875
15928191      GI. OC        143814.12            1081.82     360                     358                 7.875
15928197      GI. OC        172884               1098.53     360                     358                 7.25
15956977      GI. OC        266840.23            1960.62     360                     358                 7.625
15957005      GI. OC        207200               1338.17     360                     358                 7.375
15928237      GI. OC        94800                622.13      360                     358                 7.5
15928245      GI. OC        72000                495         360                     358                 7.875
15928246      GI. OC        252000               1627.5      360                     358                 7.375
15957122      GI. OC        235500               1471.88     360                     359                 7.125
15956843      GI. OC        378350               2482.92     360                     358                 7.5
15956852      GI. OC        118320               727.17      360                     358                 7
15956874      GI. OC        584000               3771.67     360                     358                 7.375
15927908      GI. OC        180654               1242        360                     358                 7.875
15927939      GI. OC        692800               4330        360                     358                 7.125
15927952      GI. OC        168000               1050        360                     358                 7.125
15927958      GI. OC        981450               6338.53     360                     358                 7.375
15927963      GI. OC        448000               2893.33     360                     357                 7.375
15927971      GI. OC        211920               1302.42     360                     358                 7
15927997      GI. OC        297600               2015        360                     358                 7.75
15928012      GI. OC        360000               2325        360                     358                 7.375
15928038      GI. OC        255920               1599.5      360                     359                 7.125
15928095      GI. OC        343559.77            2584.36     360                     358                 7.875
15928103      GI. OC        180000               1218.75     360                     358                 7.75
15928107      GI. OC        336800               2175.17     360                     358                 7.375
15928127      GI. OC        248000               1679.17     360                     358                 7.75
15928060      GI. OC        206234.01            1331.93     360                     357                 7.375
15928071      GI. OC        192000               1300        360                     358                 7.75
15928086      GI. OC        442000               2992.71     360                     358                 7.75
15955039      GI. OC        198750               1366.41     360                     358                 7.875
15955041      GI. OC        396714.63            2951.43     360                     357                 7.75
15955052      GI. OC        85484.75             628.1       360                     358                 7.625
15955053      GI. OC        133255               805.08      360                     358                 6.875
15955060      GI. OC        135003.66            956.94      360                     358                 7.25
15925082      GI. OC        164900               1133.69     360                     358                 7.875
15955069      GI. OC        122399.99            790.5       360                     358                 7.375
15925098      GI. OC        131200               874.67      360                     358                 7.625
15955086      GI. OC        131831.08            991.67      360                     358                 7.875
15955087      GI. OC        120312               739.42      360                     357                 7
15955105      GI. OC        156754.3             1071.02     360                     358                 6.875
15925128      GI. OC        176000               1100        360                     358                 7.125
15955123      GI. OC        330000               2303.12     360                     359                 8
15956726      GI. OC        85484.75             628.1       360                     358                 7.625
15956751      GI. OC        118623.11            830.67      360                     358                 7.125
15925161      GI. OC        273000               1848.44     360                     358                 7.75
15925619      GI. OC        159648               1014.43     360                     358                 7.25
15925627      GI. OC        439320               2883.04     360                     358                 7.5
15927838      GI. OC        118930               768.09      360                     358                 7.375
15927851      GI. OC        238400               1564.5      360                     358                 7.5
15927876      GI. OC        219650               1327.05     360                     358                 6.875
15927885      GI. OC        69200                432.5       360                     358                 7.125
15927889      GI. OC        231750               1496.72     360                     358                 7.375
15927892      GI. OC        58400                389.33      360                     358                 7.625
15924960      GI. OC        151986.43            997.41      360                     358                 7.5
15924699      GI. OC        130400               828.58      360                     358                 7.25
15924735      GI. OC        217246.44            1615.17     360                     358                 7.75
15924758      GI. OC        155920               974.5       360                     358                 7.125
15924760      GI. OC        176100               1137.31     360                     358                 7.375
15924770      GI. OC        182250               1120.08     360                     358                 7
15924771      GI. OC        91121.01             588.49      360                     358                 7.375
15924776      GI. OC        270000               1771.88     360                     358                 7.5
15924795      GI. OC        228000               1425        360                     358                 7.125
15924817      GI. OC        94925.97             593.29      360                     358                 7.125
15924835      GI. OC        177750               1147.97     360                     358                 7.375
15924972      GI. OC        285600               1755.25     360                     358                 7
15924980      GI. OC        260000               1679.17     360                     358                 7.375
15924988      GI. OC        187500               1250        360                     358                 7.625
15924991      GI. OC        262499.71            1777.34     360                     358                 7.75
15924997      GI. OC        368000               2261.67     360                     358                 7
15925003      GI. OC        178500               1152.81     360                     358                 7.375
15924869      GI. OC        73600                483         360                     358                 7.5
15924883      GI. OC        180000               1198.5      360                     358                 7.615
15924897      GI. OC        76000                506.67      360                     357                 7.625
15921480      GI. OC        279793               1748.71     360                     357                 7.125
15921514      GI. OC        45699.92             339.77      360                     358                 7.75
15921743      GI. OC        360000               2287.5      360                     358                 7.25
15921747      GI. OC        248000               1524.17     360                     358                 7
15921755      GI. OC        161550               1060.17     360                     358                 7.5
15921760      GI. OC        296000               1880.83     360                     358                 7.25
15921764      GI. OC        1000000              6354.17     360                     357                 7.25
15921769      GI. OC        292000               1885.83     360                     358                 7.375
15921801      GI. OC        108000               697.5       360                     358                 7.375
15921804      GI. OC        201600               1323        360                     358                 7.5
15921810      GI. OC        108000               697.5       360                     358                 7.375
15921811      GI. OC        182000               1137.5      360                     358                 7.125
15921819      GI. OC        281360               1846.43     360                     358                 7.5
15921821      GI. OC        89600                606.67      360                     358                 7.75
15921824      GI. OC        183992               1130.78     360                     358                 7
15921830      GI. OC        138750               896.09      360                     358                 7.375
15921839      GI. OC        99000                670.31      360                     358                 7.75
15921903      GI. OC        158600               958.21      360                     358                 6.875
15921904      GI. OC        62900                393.13      360                     358                 7.125
15921933      GI. OC        625000               4296.88     360                     358                 7.875
15921536      GI. OC        284000               1863.75     360                     358                 7.5
15921539      GI. OC        168000               1085        360                     358                 7.375
15921562      GI. OC        193780.75            1211.13     360                     358                 7.125
15921592      GI. OC        210000               1312.5      360                     358                 7.125
15921607      GI. OC        368050               2376.99     360                     358                 7.375
15921669      GI. OC        382800               2352.62     360                     358                 7
15921683      GI. OC        234400               1465        360                     359                 7.125
15921686      GI. OC        127025               820.37      360                     358                 7.375
15921711      GI. OC        106080               729.3       360                     358                 7.875
15921712      GI. OC        260000               1787.5      360                     357                 7.875
15921715      GI. OC        457600               2860        360                     358                 7.125
15921947      GI. OC        153750               1008.98     360                     358                 7.5
15921968      GI. OC        238062.39            1707.93     360                     358                 7.375
15921984      GI. OC        229600               1482.83     360                     358                 7.375
15921985      GI. OC        186988               1149.2      360                     358                 7
15921730      GI. OC        328000               2255        360                     358                 7.875
15924602      GI. OC        110723.46            823.2       360                     358                 7.75
15924614      GI. OC        74210.13             471.54      360                     358                 7.25
15911591      GI. OC        172279.99            1148.53     360                     358                 7.625
15911596      GI. OC        78400                514.5       360                     358                 7.5
15911602      GI. OC        203412               1271.33     360                     358                 7.125
15911619      GI. OC        225823               1458.44     360                     358                 7.375
15911622      GI. OC        805000               5282.81     360                     358                 7.5
15911639      GI. OC        89050                556.56      360                     358                 7.125
15911663      GI. OC        98636                616.48      360                     357                 7.125
15911676      GI. OC        138750               925         360                     358                 7.625
15911681      GI. OC        266400               1720.5      360                     358                 7.375
15911699      GI. OC        158200               972.27      360                     359                 7
15911700      GI. OC        490851.41            3374.6      360                     358                 7.875
15911723      GI. OC        288000               1980        360                     358                 7.875
15911734      GI. OC        85800                536.25      360                     358                 7.125
15911738      GI. OC        84500                528.13      360                     358                 7.125
15911779      GI. OC        210413.39            1358.92     360                     358                 7.375
15911780      GI. OC        286577.9             1970.22     360                     358                 7.875
15911789      GI. OC        228750               1429.69     360                     358                 7.125
15911795      GI. OC        178500               1171.41     360                     358                 7.5
15912135      GI. OC        177210               1181.4      360                     358                 7.625
15911829      GI. OC        189000               1279.69     360                     358                 7.75
15911847      GI. OC        54600                364         360                     358                 7.625
15911858      GI. OC        150150               969.72      360                     358                 7.375
15911859      GI. OC        417000               2736.56     360                     358                 7.5
15911862      GI. OC        74239.91             545.48      360                     358                 7.625
15911875      GI. OC        63200                421.33      360                     358                 7.625
15911889      GI. OC        228750               1429.69     360                     358                 7.125
15911916      GI. OC        107994.56            708.71      360                     357                 7.5
15911927      GI. OC        135000               914.06      360                     358                 7.75
15911946      GI. OC        78400                522.67      360                     357                 7.625
15911962      GI. OC        680000               4320.83     360                     358                 7.25
15911968      GI. OC        144400               977.71      360                     357                 7.75
15911993      GI. OC        90000                590.63      360                     358                 7.5
15908247      GI. OC        161000               1073.33     360                     358                 7.625
15908250      GI. OC        219703.79            1614.28     360                     358                 7.625
15908259      GI. OC        117998.96            798.95      360                     358                 7.75
15908266      GI. OC        359200               2245        360                     358                 7.125
15908295      GI. OC        179251.92            1082.98     360                     358                 6.875
15908301      GI. OC        498697               3272.7      360                     358                 7.5
15908304      GI. OC        560009               3383.39     360                     358                 6.875
15908313      GI. OC        154512               981.8       360                     358                 7.25
15908337      GI. OC        136797.09            869.23      360                     358                 7.25
15908350      GI. OC        59598.88             409.74      360                     358                 7.875
15908353      GI. OC        120000               725         360                     358                 6.875
15908364      GI. OC        1000000              6145.83     360                     358                 7
15908375      GI. OC        115600               770.67      360                     358                 7.625
15908384      GI. OC        715000               4543.23     360                     358                 7.25
15908402      GI. OC        162192.17            1220.06     360                     358                 7.875
15908417      GI. OC        102529.97            662.17      360                     358                 7.375
15908418      GI. OC        392050               2572.83     360                     357                 7.5
15908444      GI. OC        313000               2021.46     360                     358                 7.375
15908446      GI. OC        636000               4041.25     360                     358                 7.25
15908450      GI. OC        80000                541.67      360                     358                 7.75
15908455      GI. OC        222072               1503.61     360                     358                 7.75
15911332      GI. OC        97592                589.62      360                     358                 6.875
15908472      GI. OC        1771250              11992.84    360                     358                 7.75
15908492      GI. OC        151900               1044.31     360                     358                 7.875
15908496      GI. OC        650000               4468.75     360                     358                 7.875
15908505      GI. OC        592800               3890.25     360                     358                 7.5
15911387      GI. OC        97154.01             730.35      360                     359                 7.875
15908517      GI. OC        330160               2269.85     360                     358                 7.875
15908526      GI. OC        783282.4             4977.11     360                     358                 7.25
15908563      GI. OC        159458               980         360                     358                 7
15908568      GI. OC        256639.2             1684.19     360                     358                 7.5
15908570      GI. OC        363232               2270.2      360                     358                 7.125
15908571      GI. OC        143732               913.3       360                     358                 7.25
15911445      GI. OC        304580               2093.99     360                     358                 7.875
15911449      GI. OC        192400               1262.63     360                     358                 7.5
15911464      GI. OC        206948.07            1593.19     360                     358                 8.125
15911477      GI. OC        130000               785.42      360                     358                 6.875
15911485      GI. OC        259640.97            1885.18     360                     358                 7.5
15911487      GI. OC        231277.05            1493.66     360                     358                 7.375
15911494      GI. OC        112220.96            814.98      360                     358                 7.5
15911510      GI. OC        182000               1137.5      360                     358                 7.125
15911515      GI. OC        202200               1326.94     360                     358                 7.5
15911521      GI. OC        483950               3276.74     360                     357                 7.75
15911547      GI. OC        461000               3121.35     360                     357                 7.75
15911551      GI. OC        202859               1373.52     360                     358                 7.75
15911555      GI. OC        136750               940.16      360                     358                 7.875
15911560      GI. OC        152000               1013.33     360                     358                 7.625
15911564      GI. OC        856650               5621.77     360                     358                 7.5
15911566      GI. OC        83175.97             582.45      360                     358                 7.125
15911589      GI. OC        323532.3             1954.67     360                     358                 6.875
15908574      GI. OC        258490.41            1615.57     360                     358                 7.125
15908586      GI. OC        408686               2469.14     360                     358                 6.875
15908596      GI. OC        77250                506.95      360                     358                 7.5
15905918      GI. OC        127892               839.29      360                     358                 7.5
15905925      GI. OC        428800               2814        360                     358                 7.5
15906180      GI. OC        207424.82            1361.23     360                     357                 7.5
15906183      GI. OC        183192               1106.79     360                     358                 6.875
15906191      GI. OC        166863.98            1042.9      360                     358                 7.125
15906201      GI. OC        246475               1566.14     360                     358                 7.25
15905942      GI. OC        99000                670.31      360                     358                 7.75
15905963      GI. OC        244635.2             1713.08     360                     358                 7.125
15905967      GI. OC        186400               1145.58     360                     358                 7
15905976      GI. OC        120050               787.83      360                     358                 7.5
15905984      GI. OC        197600               1317.33     360                     358                 7.625
15905991      GI. OC        252000               1548.75     360                     358                 7
15906008      GI. OC        336000               2100        360                     358                 7.125
15906026      GI. OC        107858.22            801.9       360                     358                 7.75
15906033      GI. OC        39847.62             296.26      360                     358                 7.75
15908206      GI. OC        151800.46            1128.6      360                     358                 7.75
15908221      GI. OC        96000                650         360                     358                 7.75
15906077      GI. OC        384426.75            2691.98     360                     358                 7.125
15906092      GI. OC        263999.99            1650        360                     358                 7.125
15906107      GI. OC        199500               1288.44     360                     358                 7.375
15906139      GI. OC        232000               1450        360                     358                 7.125
15906147      GI. OC        146250               944.53      360                     358                 7.375
15906158      GI. OC        1116500              7094.43     360                     358                 7.25
15902498      GI. OC        271264               1695.4      360                     359                 7.125
15902513      GI. OC        490000               3317.71     360                     358                 7.75
15902539      GI. OC        380000               2414.58     360                     358                 7.25
15902544      GI. OC        1540000              10266.67    360                     357                 7.625
15902547      GI. OC        120000               812.5       360                     358                 7.75
15902553      GI. OC        120000               812.5       360                     358                 7.75
15902746      GI. OC        239200               1519.92     360                     358                 7.25
15902766      GI. OC        181248               1189.44     360                     358                 7.5
15902781      GI. OC        148108               910.25      360                     358                 7
15902808      GI. OC        236250               1476.56     360                     358                 7.125
15905673      GI. OC        278400               1827        360                     358                 7.5
15905678      GI. OC        123120               807.98      360                     358                 7.5
15905723      GI. OC        360000               2400        360                     358                 7.625
15905725      GI. OC        920579.84            5561.84     360                     358                 6.875
15905726      GI. OC        288000               1950        360                     358                 7.75
15905748      GI. OC        462000               3031.88     360                     358                 7.5
15905757      GI. OC        186320               1242.13     360                     358                 7.625
15905761      GI. OC        137200               900.38      360                     358                 7.5
15905768      GI. OC        136000               892.5       360                     358                 7.5
15902654      GI. OC        114536               751.64      360                     357                 7.5
15905774      GI. OC        227900               1543.07     360                     358                 7.75
15905796      GI. OC        78440                490.25      360                     358                 7.125
15905816      GI. OC        86000                582.29      360                     358                 7.75
15905821      GI. OC        605500               4099.74     360                     358                 7.75
15905859      GI. OC        319200               1995        360                     358                 7.125
15905899      GI. OC        264932               1738.62     360                     358                 7.5
15905904      GI. OC        216649.99            1331.49     360                     358                 7
15902147      GI. OC        1792000              11760       360                     358                 7.5
15902432      GI. OC        1125000              7500        360                     358                 7.625
15902448      GI. OC        128000               840         360                     358                 7.5
15902453      GI. OC        340000               2302.08     360                     358                 7.75
15902323      GI. OC        348750               2361.33     360                     358                 7.75
15900743      GI. OC        119900               786.84      360                     357                 7.5
15900773      GI. OC        75000                515.63      360                     357                 7.875
15900777      GI. OC        207920               1342.82     360                     357                 7.375
15901913      GI. OC        188000               1155.42     360                     358                 7
15901920      GI. OC        134320               909.46      360                     358                 7.75
15901928      GI. OC        122095               826.68      360                     358                 7.75
15901959      GI. OC        90400                555.58      360                     358                 7
15901969      GI. OC        111421.99            799.37      360                     358                 7.375
15902074      GI. OC        104662.42            778.14      360                     358                 7.75
15902088      GI. OC        157500               1017.19     360                     358                 7.375
15902103      GI. OC        350700               2301.47     360                     358                 7.5
15902109      GI. OC        263920               1731.98     360                     357                 7.5
15902114      GI. OC        492000               3331.25     360                     358                 7.75
15902027      GI. OC        53000                347.81      360                     357                 7.5
15902047      GI. OC        164700               1115.16     360                     357                 7.75
15900642      GI. OC        352000               2200        360                     358                 7.125
15900657      GI. OC        539490               3428.01     360                     358                 7.25
15900538      GI. OC        130951.99            845.73      360                     358                 7.375
15900569      GI. OC        364800               2280        360                     358                 7.125
15900585      GI. OC        371417.85            2537.7      360                     358                 6.875
15900591      GI. OC        129500               795.89      360                     358                 7
15900616      GI. OC        918217               5930.15     360                     357                 7.375
15900617      GI. OC        308000               2085.42     360                     357                 7.75
15899816      GI. OC        314124               1996        360                     357                 7.25
15899818      GI. OC        85469.32             591.22      360                     358                 7
15900389      GI. OC        464352.51            3144.05     360                     358                 7.75
15900400      GI. OC        171245               1070.28     360                     358                 7.125
15900401      GI. OC        317870.06            2052.91     360                     358                 7.375
15900424      GI. OC        131320               793.39      360                     358                 6.875
15900443      GI. OC        158175.68            1134.8      360                     358                 7.375
15900453      GI. OC        109600               719.25      360                     358                 7.5
15900459      GI. OC        53600                351.75      360                     358                 7.5
15900496      GI. OC        1000000              6354.17     360                     358                 7.25
15900334      GI. OC        189200               1162.79     360                     358                 7
15900338      GI. OC        221320               1337.14     360                     358                 6.875
15900368      GI. OC        124000               775         360                     358                 7.125
15900376      GI. OC        60678.3              404.52      360                     356                 7.625
15900377      GI. OC        190109.35            1315.05     360                     358                 7
15900379      GI. OC        147223               966.15      360                     357                 7.5
15900383      GI. OC        147920               939.91      360                     358                 7.25
15899498      GI. OC        88000                568.33      360                     357                 7.375
15899500      GI. OC        74800                483.08      360                     357                 7.375
15899518      GI. OC        572000               3753.75     360                     358                 7.5
15899525      GI. OC        105457.81            774.86      360                     358                 7.625
15899667      GI. OC        76000                467.08      360                     358                 7
15899690      GI. OC        100000               677.08      360                     357                 7.75
15899692      GI. OC        192000               1240        360                     357                 7.375
15899698      GI. OC        87200                590.42      360                     357                 7.75
15899588      GI. OC        144720               979.87      360                     357                 7.75
15899621      GI. OC        171200               1070        360                     358                 7.125
15899629      GI. OC        114110.1             848.94      360                     357                 7.75
15899658      GI. OC        133000               831.25      360                     358                 7.125
15899755      GI. OC        175969.84            1136.47     360                     357                 7.375
15899776      GI. OC        195120               1219.5      360                     358                 7.125
15899662      GI. OC        172000               1057.08     360                     358                 7
15893038      GI. OC        213200               1376.92     360                     358                 7.375
15893056      GI. OC        388000               2425        360                     357                 7.125
15893067      GI. OC        210400               1424.58     360                     357                 7.75
15893108      GI. OC        184000               1245.83     360                     357                 7.75
15893125      GI. OC        164692               1115.1      360                     358                 7.75
15893135      GI. OC        560336               3385.36     360                     358                 6.875
15892922      GI. OC        371920               2324.5      360                     358                 7.125
15892964      GI. OC        103120               698.21      360                     358                 7.75
15892988      GI. OC        559930               3557.89     360                     358                 7.25
15893005      GI. OC        86121.58             603.07      360                     358                 7.125
15981197      GI. OC        329600               2163        360                     358                 7.5
15981213      GI. OC        110400               701.5       360                     358                 7.25
15980732      GI. OC        123500               759.01      360                     358                 7
15974984      GI. OC        292500               1889.06     360                     358                 7.375
15971696      GI. OC        151200               1008        360                     359                 7.625
15969142      GI. OC        80000                525         360                     358                 7.5
15969182      GI. OC        384000               2320        360                     358                 6.875
15969242      GI. OC        227200               1396.33     360                     357                 7
15968613      GI. OC        120000               812.5       360                     358                 7.75
15968483      GI. OC        289599.99            1779.83     360                     358                 7
15890017      GI. OC        432000               2925        360                     358                 7.75
15890018      GI. OC        328000               2084.17     360                     358                 7.25
15890105      GI. OC        214400               1451.67     360                     358                 7.75
15890271      GI. OC        110757.42            785.66      360                     357                 7.25
15890334      GI. OC        246375               1616.84     360                     358                 7.5
15892444      GI. OC        149160               963.32      360                     357                 7.375
15880424      GI. OC        507000               3327.19     360                     358                 7.5
15880441      GI. OC        502658               3403.41     360                     357                 7.75
15880458      GI. OC        149600               981.75      360                     358                 7.5
15892538      GI. OC        117520               771.23      360                     358                 7.5
15880543      GI. OC        123572               746.58      360                     358                 6.875
15880552      GI. OC        358815               2167.84     360                     358                 6.875
15880553      GI. OC        524000               3547.92     360                     358                 7.75
15880562      GI. OC        125012               794.35      360                     358                 7.25
15880564      GI. OC        356199.99            2337.56     360                     358                 7.5
15889894      GI. OC        160000               1066.67     360                     358                 7.625
15889900      GI. OC        383940               2639.59     360                     358                 7.875
15889925      GI. OC        164800               995.67      360                     358                 6.875
15892588      GI. OC        240000               1600        360                     358                 7.625
15892593      GI. OC        78586.34             570.99      360                     357                 7.5
15892646      GI. OC        300000               2031.25     360                     358                 7.75
15892650      GI. OC        123837.21            920.7       360                     358                 7.75
15892729      GI. OC        264613               1708.96     360                     358                 7.375
15892730      GI. OC        228880               1502.03     360                     358                 7.5
15892769      GI. OC        72704.43             540.54      360                     358                 7.75
15892812      GI. OC        323494.99            1954.45     360                     358                 6.875
15892818      GI. OC        396560               2478.5      360                     358                 7.125
15892834      GI. OC        266453               1804.11     360                     358                 7.75
15892907      GI. OC        211500               1410        360                     358                 7.625
15880370      GI. OC        176000               1136.67     360                     358                 7.375
15880383      GI. OC        120000               775         360                     357                 7.375
15928279      GI. OC        125012               807.37      360                     358                 7.375
15928431      GI. OC        203784               1337.33     360                     358                 7.5
15928441      GI. OC        208040               1430.28     360                     358                 7.875
15928451      GI. OC        69833.44             507.04      360                     358                 7.5
15928472      GI. OC        55000                366.67      360                     358                 7.625
15928560      GI. OC        235000               1419.79     360                     357                 6.875
15928565      GI. OC        640000               4400        360                     358                 7.875
15928303      GI. OC        138971.93            1045.39     360                     358                 7.875
15928311      GI. OC        650000               4265.63     360                     358                 7.5
15928313      GI. OC        117000               719.06      360                     358                 7
15928324      GI. OC        120000               800         360                     358                 7.625
15928330      GI. OC        251250               1727.34     360                     358                 7.875
15928337      GI. OC        71450                446.56      360                     358                 7.125
15928354      GI. OC        105000               721.88      360                     358                 7.875
15928362      GI. OC        174300               1143.84     360                     358                 7.5
15928604      GI. OC        109200               705.25      360                     357                 7.375
15928385      GI. OC        157850               1085.22     360                     358                 7.875
15880229      GI. OC        85600                517.17      360                     357                 6.875
15880268      GI. OC        104300               706.2       360                     358                 7.75
15880281      GI. OC        168000               1085        360                     358                 7.375
15928410      GI. OC        443192               2816.12     360                     358                 7.25
15880095      GI. OC        243750               1574.22     360                     358                 7.375
15880108      GI. OC        53479.91             374.78      360                     357                 7.125
15880131      GI. OC        495020.02            3682.79     360                     357                 7.75
15880152      GI. OC        158087.02            1176.12     360                     357                 7.75
15880196      GI. OC        107750               729.56      360                     358                 7.75
15928262      GI. OC        65116.55             489.83      360                     358                 7.875
15928270      GI. OC        125400               862.13      360                     358                 7.875
15879534      GI. OC        40546.72             301.45      360                     358                 7.75
15879334      GI. OC        139811.5             1027.27     360                     358                 7.625
15879344      GI. OC        168000               1067.5      360                     358                 7.25
15879659      GI. OC        161250               1075        360                     357                 7.625
15879670      GI. OC        280000               1837.5      360                     357                 7.5
15879696      GI. OC        221600               1500.42     360                     357                 7.75
15879697      GI. OC        111829.02            773.56      360                     358                 7
15879755      GI. OC        204331.42            1519.15     360                     358                 7.75
15879790      GI. OC        477600               2985        360                     357                 7.125
15879852      GI. OC        155906               1006.89     360                     358                 7.375
15879854      GI. OC        149208               979.18      360                     358                 7.5
15879401      GI. OC        273972               1655.25     360                     358                 6.875
15879402      GI. OC        169267               1093.18     360                     358                 7.375
15879407      GI. OC        145575.99            879.52      360                     358                 6.875
15880053      GI. OC        142425               934.66      360                     358                 7.5
15880079      GI. OC        211920               1390.73     360                     357                 7.5
15880086      GI. OC        128000               800         360                     358                 7.125
15879479      GI. OC        320000               1933.33     360                     357                 6.875
15879487      GI. OC        175099.75            1351.37     360                     354                 8.125
15876542      GI. OC        372400               2288.71     360                     358                 7
15876569      GI. OC        123750               760.55      360                     358                 7
15877690      GI. OC        196000               1225        360                     358                 7.125
15877719      GI. OC        119984.08            871.17      360                     358                 7.5
15877754      GI. OC        69436.14             474.79      360                     357                 6.875
15877784      GI. OC        187398               1249.32     360                     358                 7.625
15877797      GI. OC        118822.81            832.07      360                     358                 7.125
15877820      GI. OC        900000               6093.75     360                     358                 7.75
15877821      GI. OC        183396.95            1364.41     360                     357                 7.75
15877894      GI. OC        173380               1083.63     360                     358                 7.125
15877930      GI. OC        63462                409.86      360                     358                 7.375
15878036      GI. OC        144000               975         360                     358                 7.75
15878073      GI. OC        162500               981.77      360                     358                 6.875
15878153      GI. OC        298350               1989        360                     357                 7.625
15878178      GI. OC        296250               1851.56     360                     358                 7.125
15878289      GI. OC        278250               1883.98     360                     358                 7.75
15878346      GI. OC        225000               1523.44     360                     357                 7.75
15878350      GI. OC        273600               1852.5      360                     358                 7.75
15878381      GI. OC        50100                302.69      360                     358                 6.875
15879242      GI. OC        87868.97             615.31      360                     358                 7.125
15879268      GI. OC        559920               3791.12     360                     358                 7.75
15879287      GI. OC        123757.32            920.1       360                     358                 7.75
15875025      GI. OC        107777.1             662.38      360                     357                 7
15875027      GI. OC        212000               1325        360                     358                 7.125
15875073      GI. OC        165550               1034.69     360                     356                 7.125
15875543      GI. OC        216775.99            1422.59     360                     358                 7.5
15875552      GI. OC        333047.99            2116.24     360                     358                 7.25
15875557      GI. OC        422500               2772.66     360                     358                 7.5
15875609      GI. OC        171832               1181.35     360                     358                 7.875
15875675      GI. OC        142191.35            1020.17     360                     358                 7.375
15875729      GI. OC        112800               705         360                     357                 7.125
15875746      GI. OC        314250               2049.17     360                     358                 7.45
15874890      GI. OC        107200               692.33      360                     356                 7.375
15874952      GI. OC        140400               906.75      360                     358                 7.375
15875828      GI. OC        112000               735         360                     358                 7.5
15875831      GI. OC        373300               2255.35     360                     358                 6.875
15875885      GI. OC        209250               1373.2      360                     357                 7.5
15874979      GI. OC        82000                503.96      360                     357                 7
15875936      GI. OC        245704               1663.62     360                     358                 7.75
15876007      GI. OC        288000               1830        360                     358                 7.25
15876026      GI. OC        141537.17            1003.25     360                     358                 7.25
15876095      GI. OC        162777               1068.22     360                     358                 7.5
15876193      GI. OC        122400               803.25      360                     358                 7.5
15876213      GI. OC        120000               762.5       360                     357                 7.25
15876273      GI. OC        558951.56            3551.67     360                     358                 7.25
15868975      GI. OC        228000               1401.25     360                     358                 7
15868983      GI. OC        184460               1191.3      360                     358                 7.375
15869009      GI. OC        157603               952.18      360                     358                 6.875
15871621      GI. OC        99786.88             716.41      360                     357                 7.375
15871890      GI. OC        169104               1092.13     360                     358                 7.375
15871745      GI. OC        205751               1264.51     360                     358                 7
15871809      GI. OC        550209.65            3668.06     360                     357                 7.625
15871418      GI. OC        188392               1275.57     360                     358                 7.75
15871874      GI. OC        134725               828         360                     357                 7
15871488      GI. OC        117440               770.7       360                     357                 7.5
15871561      GI. OC        138558.41            1006.03     360                     358                 7.5
15871641      GI. OC        238650.61            1652.09     360                     357                 7
15871553      GI. OC        342320               2246.48     360                     357                 7.5
15871655      GI. OC        257600               1744.17     360                     357                 7.75
15871513      GI. OC        417600               2523        360                     357                 6.875
15871529      GI. OC        179992.49            1143.7      360                     358                 7.25
15871608      GI. OC        156400               1058.96     360                     357                 7.75
15871927      GI. OC        161250               1058.2      360                     357                 7.5
15874254      GI. OC        181953.2             1359.39     360                     357                 7.375
15874263      GI. OC        365286.79            2511.35     360                     358                 7.875
15874360      GI. OC        597579.5             4046.11     360                     357                 7.75
15874645      GI. OC        103475.16            769.82      360                     357                 7.75
15874667      GI. OC        71259.54             509.61      360                     358                 7.25
15874705      GI. OC        102873.23            696.54      360                     357                 7.75
15874709      GI. OC        109600               719.25      360                     358                 7.5
15874800      GI. OC        105600               693         360                     358                 7.5
15874802      GI. OC        229516               1506.2      360                     357                 7.5
15874804      GI. OC        491465               3071.66     360                     358                 7.125
15874817      GI. OC        288151               1830.96     360                     358                 7.25
15868828      GI. OC        236250               1427.34     360                     359                 6.875
15868849      GI. OC        272250               1673.2      360                     358                 7
15868757      GI. OC        152300               951.88      360                     358                 7.125
15868897      GI. OC        141400               869.02      360                     358                 7
15868906      GI. OC        90372                546         360                     358                 6.875
15868954      GI. OC        338861.54            2259.08     360                     356                 7.625
15868809      GI. OC        134120.7             974.49      360                     357                 7.5
15868812      GI. OC        335200               2095        360                     358                 7.125
15868578      GI. OC        295488               1785.24     360                     358                 6.875
15868591      GI. OC        180288               1183.14     360                     357                 7.5
15868592      GI. OC        260507.98            1709.58     360                     357                 7.5
15868596      GI. OC        261800               1690.79     360                     357                 7.375
15868609      GI. OC        122400               803.25      360                     357                 7.5
15868623      GI. OC        239920               1524.49     360                     357                 7.25
15868624      GI. OC        137700               946.69      360                     357                 7.875
15868691      GI. OC        388500               2387.66     360                     358                 7
15868695      GI. OC        383500               2316.98     360                     358                 6.875
15864304      GI. OC        629600               3803.83     360                     358                 6.875
15864670      GI. OC        229230.34            1552.08     360                     357                 7.75
15864134      GI. OC        105600               715         360                     358                 7.75
15864508      GI. OC        168000               1067.5      360                     358                 7.25
15864741      GI. OC        60200                382.52      360                     357                 7.25
15864988      GI. OC        256000               1733.33     360                     357                 7.75
15864210      GI. OC        730000               4486.46     360                     358                 7
15868550      GI. OC        295600               2032.25     360                     357                 7.875
15868559      GI. OC        154729.93            967.06      360                     358                 7.125
15864952      GI. OC        848000               5653.33     360                     358                 7.625
15864184      GI. OC        160103.98            1034        360                     358                 7.375
15864786      GI. OC        272000               1785        360                     357                 7.5
15864509      GI. OC        77599.99             468.83      360                     357                 6.875
15862182      GI. OC        356731.32            2303.89     360                     357                 7.375
15862303      GI. OC        617300               3858.13     360                     357                 7.125
15862200      GI. OC        190132               1267.55     360                     358                 7.625
15862208      GI. OC        575157               3834.38     360                     358                 7.625
15862340      GI. OC        619999.99            4133.33     360                     358                 7.625
15862001      GI. OC        206250               1417.97     360                     357                 7.875
15862007      GI. OC        223200               1511.25     360                     358                 7.75
15861884      GI. OC        252183               1628.68     360                     357                 7.375
15861888      GI. OC        248432.98            1604.46     360                     357                 7.375
15861890      GI. OC        122174.98            801.77      360                     357                 7.5
15861893      GI. OC        141345               927.58      360                     357                 7.5
15861980      GI. OC        144480               948.15      360                     357                 7.5
15862006      GI. OC        211711.99            1279.09     360                     358                 6.875
15861853      GI. OC        159900               1066        360                     358                 7.625
15861864      GI. OC        220484.99            1469.9      360                     357                 7.625
15862308      GI. OC        449250               3088.59     360                     357                 7.875
15862454      GI. OC        119920               737.01      360                     358                 7
15862338      GI. OC        150000               1015.63     360                     358                 7.75
15861659      GI. OC        2000000              12083.33    360                     357                 6.875
15853877      GI. OC        299826.99            1967.61     360                     357                 7.5
15853927      GI. OC        148552               990.35      360                     357                 7.625
15853953      GI. OC        219160               1461.07     360                     358                 7.625
15853995      GI. OC        316260               2108.4      360                     358                 7.625
15853508      GI. OC        166400               1057.33     360                     356                 7.25
15859365      GI. OC        360000               2287.5      360                     358                 7.25
15861785      GI. OC        348000               2283.75     360                     358                 7.5
15862131      GI. OC        399682.61            2539.65     360                     357                 7.25
15861840      GI. OC        360000               2325        360                     357                 7.375
15862082      GI. OC        359650               2322.74     360                     358                 7.375
15859626      GI. OC        170912               1068.2      360                     358                 7.125
15859231      GI. OC        193000               1286.67     360                     358                 7.625
15859478      GI. OC        132936.81            989.01      360                     357                 7.75
15859615      GI. OC        406400               2455.33     360                     357                 6.875
15859394      GI. OC        136800               897.75      360                     357                 7.5
15859358      GI. OC        312000               1950        360                     357                 7.125
15859430      GI. OC        247500               1598.44     360                     357                 7.375
15853844      GI. OC        320000               1933.33     360                     358                 6.875
15853902      GI. OC        253584               1690.56     360                     357                 7.625
15853968      GI. OC        284980               1840.5      360                     358                 7.375
15853721      GI. OC        240000               1575        360                     357                 7.5
15853685      GI. OC        192000               1280        360                     358                 7.625
15853757      GI. OC        192000               1260        360                     358                 7.5
15846438      GI. OC        58800                379.75      360                     358                 7.375
15846653      GI. OC        219300               1393.47     360                     358                 7.25
15846517      GI. OC        174392               1162.61     360                     358                 7.625
15846026      GI. OC        168000               1137.5      360                     357                 7.75
15846247      GI. OC        116996.22            922.01      360                     357                 8.375
15846415      GI. OC        310784.91            2039.53     360                     356                 7.5
15846753      GI. OC        80687.58             585.86      360                     358                 7.5
15846154      GI. OC        110838.8             785.65      360                     358                 7.25
15846373      GI. OC        183310.7             1374.04     360                     358                 7.75
15846504      GI. OC        128000               880         360                     358                 7.875
15846626      GI. OC        217600               1382.67     360                     358                 7.25
15846748      GI. OC        300000               1937.5      360                     358                 7.375
15839848      GI. OC        211614               1300.54     360                     357                 7
15839964      GI. OC        625000               4036.46     360                     358                 7.375
15841322      GI. OC        132900               872.16      360                     358                 7.5
15842226      GI. OC        412275               2834.39     360                     358                 7.875
15841348      GI. OC        199999.99            1312.5      360                     357                 7.5
15842179      GI. OC        260400               1790.25     360                     358                 7.875
15840027      GI. OC        186359.78            1164.75     360                     357                 7.125
15840149      GI. OC        430750               2916.54     360                     358                 7.75
15838119      GI. OC        190950               1193.44     360                     358                 7.125
15838368      GI. OC        71200                452.42      360                     358                 7.25
15838699      GI. OC        80250                484.84      360                     358                 6.875
15838427      GI. OC        188000               1272.92     360                     358                 7.75
15838490      GI. OC        107574.96            781.62      360                     357                 7.5
15833228      GI. OC        62872.34             462.27      360                     357                 7.625
15833632      GI. OC        756000               4961.25     360                     357                 7.5
15831950      GI. OC        174400               1053.67     360                     358                 6.875
15833409      GI. OC        398880               2617.65     360                     357                 7.5
15826202      GI. OC        324000               1957.5      360                     358                 6.875
15831918      GI. OC        124000               787.92      360                     357                 7.25
15825562      GI. OC        408000               2720        360                     357                 7.625
15826256      GI. OC        148516               959.17      360                     357                 7.375
15825978      GI. OC        308000               1860.83     360                     358                 6.875
15820127      GI. OC        320000               2100        360                     357                 7.5
15820543      GI. OC        200312               1293.68     360                     357                 7.375
15820077      GI. OC        116000               773.33      360                     357                 7.625
15826299      GI. OC        142500               890.63      360                     358                 7.125
15825723      GI. OC        115764.92            851.17      360                     357                 7.625
15826317      GI. OC        230800               1514.63     360                     358                 7.5
15809375      GI. OC        202383.03            1285.98     360                     357                 7.25
15809489      GI. OC        99843.51             682.18      360                     358                 6.875
15808059      GI. OC        132801.96            929.96      360                     358                 7.125
15807755      GI. OC        168000               1050        360                     357                 7.125
15802539      GI. OC        82472.93             541.23      360                     358                 7.5
15802416      GI. OC        188000               1253.33     360                     358                 7.625
15800726      GI. OC        151600               931.71      360                     358                 7
15800735      GI. OC        185519.97            1178.82     360                     355                 7.25
15788946      GI. OC        172000               1128.75     360                     356                 7.5
15786335      GI. OC        448000               2940        360                     357                 7.5
15786396      GI. OC        177521               1146.49     360                     357                 7.375
15819402      GI. OC        256517.09            1841.65     360                     357                 7.375
15819224      GI. OC        1000000              6041.67     360                     357                 6.875
15819635      GI. OC        112000               700         360                     357                 7.125
15819246      GI. OC        144000               945         360                     357                 7.5
15820213      GI. OC        62360                409.24      360                     356                 7.5
15776385      GI. OC        453453.52            2928.55     360                     357                 7.375
15766446      GI. OC        639920               4199.48     360                     355                 7.5
15766172      GI. OC        57200                351.54      360                     357                 7
15774213      GI. OC        119750.63            870.08      360                     357                 7.5
15769428      GI. OC        109732.24            759.05      360                     358                 7
15968323      GI. OC        289748               1871.29     360                     358                 7.375
15968410      GI. OC        147006.76            1092.96     360                     358                 7.75
15961495      GI. OC        93870.19             681.57      360                     358                 7.5
15967928      GI. OC        417000               2562.81     360                     358                 7
15981058      GI. OC        58000                350.42      360                     359                 6.875
15981183      GI. OC        416000               2556.67     360                     358                 7
15975092      GI. OC        203000               1311.04     360                     359                 7.375
15975075      GI. OC        119250               757.73      360                     359                 7.25
15971881      GI. OC        94000                567.92      360                     358                 6.875
15969449      GI. OC        154556               982.07      360                     358                 7.25
15971443      GI. OC        154400               981.08      360                     358                 7.25
15971451      GI. OC        319600               2064.08     360                     358                 7.375
15971596      GI. OC        344400               2080.75     360                     359                 6.875
15971809      GI. OC        289400               1778.6      360                     358                 7
15969272      GI. OC        620000               4197.92     360                     358                 7.75
15969324      GI. OC        187227.73            1327.11     360                     358                 7.25
15968617      GI. OC        165000               1031.25     360                     358                 7.125
15968490      GI. OC        183750               1148.44     360                     359                 7.125
15968119      GI. OC        328000               2118.33     360                     358                 7.375
15961405      GI. OC        430500               2914.84     360                     358                 7.75
15961469      GI. OC        153600               1008        360                     358                 7.5
15961542      GI. OC        169875               1114.8      360                     358                 7.5
15961032      GI. OC        374495.08            2751.62     360                     358                 7.625
15961087      GI. OC        155126               969.54      360                     359                 7.125
15961129      GI. OC        120800               780.17      360                     358                 7.375
15961244      GI. OC        417000               2823.44     360                     358                 7.75
15961386      GI. OC        94000                597.29      360                     358                 7.25
15960225      GI. OC        171700               1108.9      360                     357                 7.375
15960029      GI. OC        472000               3195.83     360                     359                 7.75
15959738      GI. OC        64800                418.5       360                     358                 7.375
15959864      GI. OC        259200               1566        360                     358                 6.875
15959182      GI. OC        114400               774.58      360                     358                 7.75
15959205      GI. OC        512000               3093.33     360                     358                 6.875
15958922      GI. OC        211494.33            1482.33     360                     357                 7.125
15957349      GI. OC        153675               1008.49     360                     357                 7.5
15957384      GI. OC        131010.69            791.52      360                     357                 6.875
15957385      GI. OC        162325.79            1014.54     360                     357                 7.125
15957388      GI. OC        213947.72            1554.56     360                     357                 7.5
15957289      GI. OC        89850                617.72      360                     358                 7.875
15957304      GI. OC        172400               1059.54     360                     358                 7
15956969      GI. OC        140800               968         360                     358                 7.875
15956892      GI. OC        178960               1099.86     360                     358                 7
15955058      GI. OC        231920               1473.66     360                     357                 7.25
15955111      GI. OC        64231.19             466.36      360                     358                 7.5
15955120      GI. OC        64231.19             466.36      360                     358                 7.5
15955139      GI. OC        169427.6             1094.22     360                     358                 7.375
15955048      GI. OC        231920               1473.66     360                     357                 7.25
15954980      GI. OC        337201               2283.13     360                     357                 7.75
15954985      GI. OC        55200                333.5       360                     358                 6.875
15955000      GI. OC        319999.9             2166.67     360                     358                 7.75
15954937      GI. OC        52800                357.5       360                     357                 7.75
15954932      GI. OC        50400                341.25      360                     357                 7.75
15954899      GI. OC        118166.06            879.12      360                     357                 7.75
15954917      GI. OC        52000                352.08      360                     357                 7.75
15954924      GI. OC        147621               907.25      360                     357                 7
15954792      GI. OC        153792.65            1130        360                     358                 7.625
15954809      GI. OC        115464               709.62      360                     358                 7
15954824      GI. OC        286000               1757.71     360                     357                 7
15954850      GI. OC        51886.38             368.05      360                     357                 7.25
15954863      GI. OC        172000               1164.58     360                     357                 7.75
15954867      GI. OC        140000               875         360                     357                 7.125
15954886      GI. OC        175920               1081.17     360                     358                 7
15954896      GI. OC        176971.83            1069.2      360                     357                 6.875
15954771      GI. OC        101102.97            716.64      360                     358                 7.25
15954616      GI. OC        180000               1181.25     360                     358                 7.5
15954529      GI. OC        615000               3971.87     360                     357                 7.375
15954314      GI. OC        115200               744         360                     358                 7.375
15948148      GI. OC        163938               1110        360                     357                 7.75
15948172      GI. OC        94400                570.33      360                     358                 6.875
15948212      GI. OC        61519.13             457.38      360                     358                 7.75
15948403      GI. OC        116310               751.17      360                     358                 7.375
15948439      GI. OC        154600               1046.77     360                     358                 7.75
15948482      GI. OC        250000               1718.75     360                     358                 7.875
15948536      GI. OC        269520               1712.57     360                     358                 7.25
15948131      GI. OC        94792                572.7       360                     357                 6.875
15942787      GI. OC        120800               742.42      360                     358                 7
15942866      GI. OC        130435.98            869.57      360                     358                 7.625
15948046      GI. OC        214400               1362.33     360                     358                 7.25
15942580      GI. OC        528850               3195.14     360                     358                 6.875
15942587      GI. OC        359512               2359.3      360                     358                 7.5
15942619      GI. OC        120245.24            904.52      360                     358                 7.875
15940957      GI. OC        196000               1245.42     360                     358                 7.25
15941116      GI. OC        200320               1314.6      360                     357                 7.5
15941153      GI. OC        100000               625         360                     358                 7.125
15942390      GI. OC        161600               993.17      360                     358                 7
15940734      GI. OC        263200               1645        360                     358                 7.125
15940801      GI. OC        416940               2736.17     360                     357                 7.5
15940843      GI. OC        90000                553.12      360                     358                 7
15940922      GI. OC        301599.99            1822.17     360                     358                 6.875
15936258      GI. OC        270400               1774.5      360                     358                 7.5
15936273      GI. OC        75985                474.91      360                     358                 7.125
15936337      GI. OC        69840.53             477.18      360                     358                 6.875
15936536      GI. OC        92720                618.13      360                     358                 7.625
15936538      GI. OC        208000               1408.33     360                     358                 7.75
15937694      GI. OC        294320               1778.18     360                     358                 6.875
15937701      GI. OC        294320               1778.18     360                     358                 6.875
15937738      GI. OC        357905.08            2598.65     360                     358                 7.5
15938216      GI. OC        216000               1305        360                     357                 6.875
15938224      GI. OC        960000               5900        360                     357                 7
15938249      GI. OC        218400               1501.5      360                     358                 7.875
15938402      GI. OC        244000               1550.42     360                     358                 7.25
15940559      GI. OC        85417.57             613.25      360                     357                 7.375
15940562      GI. OC        179250               1213.67     360                     357                 7.75
15940592      GI. OC        195920               1265.32     360                     357                 7.375
15940594      GI. OC        107786.61            801.9       360                     357                 7.75
15935919      GI. OC        140250               861.95      360                     358                 7
15935925      GI. OC        87890.44             576.78      360                     358                 7.5
15936066      GI. OC        178173               1150.7      360                     358                 7.375
15936072      GI. OC        273000               1706.25     360                     358                 7.125
15936091      GI. OC        173365.78            1272.61     360                     358                 7.615
15936182      GI. OC        251916.4             1626.96     360                     358                 7.375
15933153      GI. OC        359502               2246.89     360                     358                 7.125
15933166      GI. OC        60000                412.5       360                     358                 7.875
15933180      GI. OC        255000               1700        360                     358                 7.625
15931298      GI. OC        420000               2537.5      360                     358                 6.875
15931317      GI. OC        174392               1126.28     360                     358                 7.375
15931401      GI. OC        353211.58            2564.57     360                     358                 7.5
15931446      GI. OC        251200               1727        360                     358                 7.875
15931582      GI. OC        389268               2554.57     360                     357                 7.5
15932796      GI. OC        70080                481.8       360                     358                 7.875
15932799      GI. OC        70080                481.8       360                     358                 7.875
15932807      GI. OC        405000               2784.38     360                     358                 7.875
15932824      GI. OC        172598               1078.74     360                     358                 7.125
15932829      GI. OC        187501               1250.01     360                     358                 7.625
15932901      GI. OC        259000               1726.67     360                     358                 7.625
15932923      GI. OC        396399.99            2394.92     360                     358                 6.875
15932927      GI. OC        66400                456.5       360                     358                 7.875
15932932      GI. OC        66400                456.5       360                     358                 7.875
15933008      GI. OC        1387500              8816.41     360                     358                 7.25
15933052      GI. OC        220500               1470        360                     358                 7.625
15933078      GI. OC        105143.23            736.27      360                     358                 7.125
15930093      GI. OC        268411.75            1789.41     360                     358                 7.625
15930113      GI. OC        112533               773.66      360                     357                 7.875
15930120      GI. OC        112331               772.28      360                     357                 7.875
15930181      GI. OC        227100               1561.31     360                     357                 7.875
15930268      GI. OC        90959.99             587.45      360                     357                 7.375
15931015      GI. OC        182000               1118.54     360                     358                 7
15931021      GI. OC        191240               1155.41     360                     358                 6.875
15931034      GI. OC        257600               1610        360                     358                 7.125
15931045      GI. OC        130800               858.38      360                     358                 7.5
15931081      GI. OC        276000               1811.25     360                     358                 7.5
15931108      GI. OC        83200                572         360                     358                 7.875
15931177      GI. OC        296927.94            1793.94     360                     358                 6.875
15931216      GI. OC        277500               1878.91     360                     358                 7.75
15931240      GI. OC        164720               1132.45     360                     358                 7.875
15929667      GI. OC        413412               2756.08     360                     358                 7.625
15929762      GI. OC        191750               1158.49     360                     358                 6.875
15929776      GI. OC        172814               1134.09     360                     357                 7.5
15929797      GI. OC        113752               782.05      360                     357                 7.875
15929815      GI. OC        148799.69            914.5       360                     358                 7
15929825      GI. OC        80430                485.93      360                     357                 6.875
15929858      GI. OC        345000               2264.06     360                     358                 7.5
15929879      GI. OC        207674.5             1418.93     360                     358                 6.875
15879414      GI. OC        234992               1542.14     360                     357                 7.5
15880073      GI. OC        524000               3547.92     360                     358                 7.75
15880080      GI. OC        424000               2870.83     360                     358                 7.75
15880093      GI. OC        116400               788.12      360                     357                 7.75
15880145      GI. OC        126935.63            922.29      360                     357                 7.5
15880150      GI. OC        290700               1968.28     360                     357                 7.75
15928534      GI. OC        358234.95            2571.92     360                     357                 7.5
15936024      GI. OC        516000               3063.75     360                     357                 6.875
15936030      GI. OC        750000               4921.88     360                     357                 7.625
15936080      GI. OC        439108.37            3228.57     360                     357                 7.75
15936398      GI. OC        467746.47            3069.59     360                     357                 7.625
15936439      GI. OC        396800               2356        360                     357                 6.875
15877846      GI. OC        256500               1629.84     360                     357                 7.375
15877892      GI. OC        233413.91            1695.94     360                     357                 7.625
15921956      GI. OC        600000               3562.5      360                     357                 6.875
15938034      GI. OC        409600               2474.67     360                     357                 7
15938035      GI. OC        415000               2507.29     360                     357                 7
15942408      GI. OC        650000               3927.08     360                     358                 7
15961526      GI. OC        641009.64            3805.99     360                     358                 6.875
15961534      GI. OC        380000               2256.25     360                     358                 6.875
15961546      GI. OC        161417               4076        360                     358                 6.875
15968533      GI. OC        271563.46            1832.52     360                     358                 6.875
15864533      GI. OC        104925               710.43      360                     357                 7.75
15862423      GI. OC        145600               985.83      360                     358                 7.75
15861850      GI. OC        188646               1257.64     360                     357                 7.625
15862115      GI. OC        160000               1033.33     360                     357                 7.375
15862121      GI. OC        165252.1             1136.11     360                     358                 7.875
15861700      GI. OC        197600               1235        360                     357                 7.125
15861773      GI. OC        193600               1351.17     360                     357                 8
15985662      GI. OC        160125               1050.82     360                     358                 7.5
15985710      GI. OC        166400               1092        360                     358                 7.5
15759487      GI. OC        559644               3381.18     360                     355                 6.875
15764145      GI. OC        119999.92            750         360                     354                 7.125
15826116      GI. OC        318400               2089.5      360                     358                 7.5
15833137      GI. OC        187100               1266.82     360                     357                 7.75
15859471      GI. OC        191928               1259.53     360                     357                 7.5
15859278      GI. OC        300000               1906.25     360                     358                 7.25
15861994      GI. OC        180000               1237.5      360                     358                 7.875
15862142      GI. OC        168248               1086.6      360                     357                 7.375
15864197      GI. OC        204828               1365.52     360                     357                 7.625
15864469      GI. OC        264000               1650        360                     357                 7.125
15868526      GI. OC        732715               4503.14     360                     357                 7
15868555      GI. OC        197600               1337.92     360                     358                 7.75
15868647      GI. OC        498472               3115.45     360                     357                 7.125
15868743      GI. OC        102400               661.33      360                     357                 7.375
15868798      GI. OC        397500               2484.38     360                     358                 7.125
15871952      GI. OC        328000               2050        360                     357                 7.125
15871458      GI. OC        80328.46             576.71      360                     357                 7.375
15871446      GI. OC        250704               1697.48     360                     358                 7.75
15871498      GI. OC        100000               666.67      360                     357                 7.625
15871613      GI. OC        100000               666.67      360                     357                 7.625
15874183      GI. OC        740000               5010.42     360                     357                 7.75
15874273      GI. OC        263638.45            1838.93     360                     357                 7
15874689      GI. OC        75600                496.13      360                     358                 7.5
15876076      GI. OC        88000                531.67      360                     358                 6.875
15876667      GI. OC        247149.92            1673.41     360                     357                 7.75
15876711      GI. OC        115770               771.8       360                     356                 7.625
15877717      GI. OC        135000               815.62      360                     358                 6.875
15877759      GI. OC        91869.72             659.1       360                     358                 7.375
15879364      GI. OC        73600                498.33      360                     357                 7.75
15880389      GI. OC        151920               1028.62     360                     357                 7.75
15880434      GI. OC        228650               1500.52     360                     358                 7.5
15880542      GI. OC        503620               3305.01     360                     358                 7.5
15890008      GI. OC        216000               1395        360                     357                 7.375
15890270      GI. OC        542200.18            3671.15     360                     358                 7.75
15892449      GI. OC        259658.71            1930.49     360                     358                 7.75
15892585      GI. OC        61478.29             457.38      360                     357                 7.75
15892673      GI. OC        216000               1372.5      360                     357                 7.25
15892735      GI. OC        59870.9              445.5       360                     358                 7.75
15649860      GI. OC        415200               2595        360                     354                 7.125
15645179      GI. OC        161600               1111        360                     354                 7.875
15641476      GI. OC        131800               810.02      360                     354                 7
15636453      GI. OC        122524.19            935.8       360                     353                 8
15637850      GI. OC        40400                244.08      360                     354                 6.875
15632169      GI. OC        172000               1110.83     360                     354                 7.375
15800668      GI. OC        149900               936.88      360                     357                 7.125
15807669      GI. OC        100000               625         360                     355                 7.125
15817271      GI. OC        99700                654.28      360                     356                 7.5
15817003      GI. OC        204316               1276.98     360                     356                 7.125
15929357      GI. OC        186950               1187.91     360                     358                 7.25
15930943      GI. OC        206400               1419        360                     358                 7.875
15930896      GI. OC        176480               1158.15     360                     358                 7.5
15930902      GI. OC        672000               4270        360                     358                 7.25
15932499      GI. OC        156000               1007.5      360                     358                 7.375
15932518      GI. OC        282750               1943.91     360                     358                 7.875
15932479      GI. OC        327535.51            2349.83     360                     358                 7.375
15937638      GI. OC        364000               2237.08     360                     358                 7
15937648      GI. OC        301537.2             1853.2      360                     358                 7
15940450      GI. OC        181900               1117.93     360                     358                 7
15940456      GI. OC        272000               1756.67     360                     358                 7.375
15940464      GI. OC        135600               833.38      360                     358                 7
15942305      GI. OC        440000               2887.5      360                     358                 7.5
15942306      GI. OC        486932               2992.6      360                     358                 7
15947746      GI. OC        631832               3817.32     360                     358                 6.875
15948865      GI. OC        179200               1120        360                     358                 7.125
15655695      GI. OC        270700               1832.86     360                     355                 7.75
15657531      GI. OC        183227.64            1334.13     360                     354                 7.5
15653846      GI. OC        122226.71            763.92      360                     355                 7.125
15942480      GI. OC        352000               2126.67     360                     358                 6.875
15942523      GI. OC        100000               614.58      360                     358                 7
15942533      GI. OC        254400               1696        360                     358                 7.625
15942534      GI. OC        155761.87            1077.45     360                     358                 7
15942541      GI. OC        214400               1429.33     360                     358                 7.625
15942550      GI. OC        204000               1232.5      360                     358                 6.875
15942555      GI. OC        531200               3209.33     360                     358                 6.875
15653888      GI. OC        189120               1221.4      360                     354                 7.375
15942573      GI. OC        140483               848.75      360                     358                 6.875
15942576      GI. OC        184065               1112.06     360                     358                 6.875
15942584      GI. OC        418424               2745.91     360                     358                 7.5
15942593      GI. OC        471273.59            3141.82     360                     358                 7.625
15942597      GI. OC        299906.25            1874.41     360                     358                 7.125
15942620      GI. OC        137600               860         360                     358                 7.125
15942623      GI. OC        143336.92            880.92      360                     358                 7
15942625      GI. OC        193200               1328.25     360                     358                 7.875
15942626      GI. OC        131200               833.67      360                     358                 7.25
15942634      GI. OC        163090.66            1128.15     360                     358                 7
15942642      GI. OC        147060.94            1005.58     360                     357                 6.875
15942700      GI. OC        833250               5207.81     360                     358                 7.125
15942711      GI. OC        101441               693.09      360                     358                 6.875
15942752      GI. OC        200000               1270.83     360                     358                 7.25
15942763      GI. OC        202800               1246.38     360                     356                 7
15942771      GI. OC        197052               1231.58     360                     358                 7.125
15942782      GI. OC        134925               843.28      360                     358                 7.125
15942791      GI. OC        147856               893.3       360                     358                 6.875
15947812      GI. OC        257085               1687.12     360                     358                 7.5
15864427      GI. OC        256000               1680        360                     358                 7.5
15652422      GI. OC        96720                584.35      360                     354                 6.875
15880620      GI. OC        518000               3183.54     360                     358                 7
15911280      GI. OC        145782.6             1020.86     360                     358                 7.125
15853595      GI. OC        420000               2537.5      360                     357                 6.875
15859603      GI. OC        289152               1987.92     360                     358                 7.875
15859116      GI. OC        129144               860.96      360                     357                 7.625
15859161      GI. OC        230160.82            1573.81     360                     357                 6.875
15773796      GI. OC        63750                418.36      360                     358                 7.5
15781046      GI. OC        167198.25            1114.65     360                     356                 7.625
15929456      GI. OC        433600               2981        360                     358                 7.875
15929465      GI. OC        432000               2970        360                     358                 7.875
15929470      GI. OC        291200               2002        360                     358                 7.875
15929485      GI. OC        423200               2865.42     360                     358                 7.75
15929538      GI. OC        155250               1035        360                     358                 7.625
15929569      GI. OC        78458.47             539.4       360                     358                 7.875
15929580      GI. OC        182800               1218.67     360                     358                 7.625
15929616      GI. OC        116800               744.6       360                     358                 7.275
15929625      GI. OC        224000               1353.33     360                     358                 6.875
15853815      GI. OC        468164               2877.26     360                     358                 7
15942308      GI. OC        94160                627.73      360                     359                 7.625
15942318      GI. OC        170400               1100.5      360                     358                 7.375
15942352      GI. OC        103124.84            655.27      360                     358                 7.25
15942386      GI. OC        127512.16            914.81      360                     358                 7.375
15942413      GI. OC        82400                515         360                     358                 7.125
15942422      GI. OC        201028               1382.07     360                     358                 7.875
15942426      GI. OC        57750                372.97      360                     358                 7.375
15942440      GI. OC        148785               960.9       360                     358                 7.375
15942450      GI. OC        425050               2789.39     360                     358                 7.5
15942461      GI. OC        204000               1296.25     360                     358                 7.25
15928545      GI. OC        640000               3933.33     360                     358                 7
15928581      GI. OC        81922                503.48      360                     357                 7
15928389      GI. OC        136000               920.83      360                     358                 7.75
15928408      GI. OC        267568               1783.79     360                     358                 7.625
15927978      GI. OC        85425                551.7       360                     358                 7.375
15928039      GI. OC        321650               2110.83     360                     357                 7.5
15928075      GI. OC        176246.64            1156.62     360                     357                 7.5
15928078      GI. OC        258750               1617.19     360                     358                 7.125
15928242      GI. OC        227500               1492.97     360                     358                 7.5
15927914      GI. OC        447365.56            3209.53     360                     358                 7.375
15925106      GI. OC        262500               1804.69     360                     358                 7.875
15921902      GI. OC        160496               1036.54     360                     358                 7.375
15745045      GI. OC        106343.55            686.8       360                     357                 7.375
15745133      GI. OC        112800               728.5       360                     357                 7.375
15921520      GI. OC        459348.57            3295.5      360                     358                 7.375
15921623      GI. OC        575040               3893.5      360                     358                 7.75
15921473      GI. OC        203200               1333.5      360                     358                 7.5
15745459      GI. OC        271500               1668.59     360                     355                 7
15911866      GI. OC        82000                563.75      360                     358                 7.875
15911397      GI. OC        145765               941.4       360                     358                 7.375
15911489      GI. OC        228000               1472.5      360                     358                 7.375
15911509      GI. OC        315999.92            2007.92     360                     357                 7.25
15911558      GI. OC        897172               5981.15     360                     357                 7.625
15911579      GI. OC        259448               1594.52     360                     358                 7
15911599      GI. OC        272864               1819.09     360                     358                 7.625
15908583      GI. OC        192750               1264.92     360                     358                 7.5
15911309      GI. OC        308800               2123        360                     358                 7.875
15906132      GI. OC        609600               3873.5      360                     358                 7.25
15906206      GI. OC        103863.48            772.2       360                     358                 7.75
15908242      GI. OC        1500000              9218.75     360                     356                 7
15908280      GI. OC        480000               3250        360                     357                 7.75
15908376      GI. OC        355920               2298.65     360                     358                 7.375
15908453      GI. OC        110249.98            746.48      360                     358                 7.75
15908462      GI. OC        268000               1758.75     360                     358                 7.5
15594289      GI. OC        280720               1696.02     360                     353                 6.875
15818941      GI. OC        202500               1223.44     360                     358                 6.875
15843371      GI. OC        203711.09            1461.48     360                     358                 7.375
15843406      GI. OC        196000               1347.5      360                     358                 7.875
15870663      GI. OC        445956               2926.59     360                     358                 7.5
15874121      GI. OC        420000               2625        360                     358                 7.125
15880628      GI. OC        202410.09            1265.06     360                     358                 7.125
15899414      GI. OC        152000               918.33      360                     358                 6.875
15905656      GI. OC        130000               798.96      360                     358                 7
15907639      GI. OC        137789.32            953.14      360                     358                 7
15907654      GI. OC        297500               1797.4      360                     358                 6.875
15911184      GI. OC        329550.29            2025.36     360                     358                 7
15922078      GI. OC        112000               735         360                     358                 7.5
15924555      GI. OC        372000               2286.25     360                     358                 7
15927731      GI. OC        217600               1382.67     360                     358                 7.25
15927791      GI. OC        195000               1178.12     360                     358                 6.875
15738698      GI. OC        143200               895         360                     355                 7.125
15739705      GI. OC        204000               1232.5      360                     355                 6.875
15739596      GI. OC        283500               1712.81     360                     356                 6.875
15741603      GI. OC        227800               1400.02     360                     355                 7
15608207      GI. OC        910000               5497.92     360                     356                 6.875
15608561      GI. OC        121400               771.4       360                     353                 7.25
15620372      GI. OC        85500                614.53      360                     354                 8.25
15627905      GI. OC        239900               1499.38     360                     354                 7.125
15666156      GI. OC        234249.22            1415.26     360                     354                 6.875
15668550      GI. OC        112800               705         360                     354                 7.125
15670680      GI. OC        840000               5075        360                     355                 6.875
15670096      GI. OC        135199.99            873.17      360                     355                 7.375
15670065      GI. OC        49411.99             324.27      360                     354                 7.5
15670088      GI. OC        62588                417.25      360                     354                 7.625
15670918      GI. OC        171999.99            1146.67     360                     354                 7.625
15670198      GI. OC        163200               1020        360                     354                 7.125
15670238      GI. OC        150400               940         360                     354                 7.125
15670292      GI. OC        40000                270.83      360                     354                 7.75
15676375      GI. OC        176000               1063.33     360                     354                 6.875
15683658      GI. OC        315200               2002.83     360                     355                 7.25
15764074      GI. OC        263600               1702.42     360                     356                 7.375
15766052      GI. OC        115200               708         360                     356                 7
15766180      GI. OC        412000               2532.08     360                     355                 7
15766310      GI. OC        65807.35             519.22      360                     355                 8.375
15766314      GI. OC        411600               2486.75     360                     356                 6.875
15768765      GI. OC        159799.99            1015.4      360                     356                 7.25
15769370      GI. OC        239919.99            1474.51     360                     355                 7
15769376      GI. OC        267999.99            1702.92     360                     355                 7.25
15768932      GI. OC        116000               821.67      360                     356                 8.125
15768718      GI. OC        520000               3250        360                     355                 7.125
15769546      GI. OC        132488               841.85      360                     355                 7.25
15774154      GI. OC        139125               869.53      360                     356                 7.125
15774365      GI. OC        80000                583.33      360                     355                 8.375
15776484      GI. OC        124000               775         360                     356                 7.125
15776222      GI. OC        61520                397.32      360                     356                 7.375
15777331      GI. OC        423749.99            2692.58     360                     357                 7.25
15780911      GI. OC        109732.24            759.05      360                     358                 7
15780669      GI. OC        132000               990         360                     356                 8.625
15780824      GI. OC        107998               674.99      360                     356                 7.125
15780617      GI. OC        96600                694.31      360                     356                 8.25
15780969      GI. OC        125924               931.31      360                     356                 8.5
15780272      GI. OC        182211.99            1271.69     360                     356                 8
15780479      GI. OC        75000                468.75      360                     356                 7.125
15780502      GI. OC        245000               1531.25     360                     356                 7.125
15782018      GI. OC        160000               1066.67     360                     356                 7.625
15782083      GI. OC        102400               768         360                     356                 8.625
15781920      GI. OC        56000                390.83      360                     356                 8
15781935      GI. OC        247594.93            1495.89     360                     356                 6.875
15781991      GI. OC        163824               1211.61     360                     356                 8.5
15784343      GI. OC        948000               6418.75     360                     358                 7.75
15786538      GI. OC        154400               1013.25     360                     357                 7.5
15789135      GI. OC        133699.99            835.62      360                     356                 7.125
15789195      GI. OC        111900               699.38      360                     356                 7.125
15789198      GI. OC        438400               3288        360                     356                 8.625
15789203      GI. OC        644000               3890.83     360                     356                 6.875
15789234      GI. OC        135000               928.13      360                     356                 7.875
15789186      GI. OC        155422.22            1090.77     360                     356                 7.125
15789283      GI. OC        183100               1182.52     360                     356                 7.375
15793561      GI. OC        232000               1425.83     360                     355                 7
15793425      GI. OC        172400               1041.58     360                     356                 6.875
15796050      GI. OC        224000               1353.33     360                     356                 6.875
15796354      GI. OC        202399.99            1433.67     360                     356                 8.125
15800035      GI. OC        380000               2295.83     360                     357                 6.875
15800124      GI. OC        160000               983.33      360                     355                 7
15900409      GI. OC        163200               1071        360                     358                 7.5
15900499      GI. OC        113514.8             843.95      360                     358                 7.75
15900634      GI. OC        97468.52             629.48      360                     358                 7.375
15900639      GI. OC        116250               738.67      360                     358                 7.25
15900710      GI. OC        160000               1050        360                     357                 7.5
15900716      GI. OC        264000               1787.5      360                     358                 7.75
15901916      GI. OC        244000               1652.08     360                     358                 7.75
15901951      GI. OC        369600               2425.5      360                     358                 7.5
15902014      GI. OC        202000.64            1391.64     360                     358                 6.875
15902121      GI. OC        105532               714.54      360                     357                 7.75
15902326      GI. OC        56000                344.17      360                     357                 7
15905936      GI. OC        772000               4744.58     360                     357                 7
15905990      GI. OC        142100               962.14      360                     358                 7.75
15905996      GI. OC        222700.56            1676.83     360                     357                 7.875
15906060      GI. OC        102400               618.67      360                     358                 6.875
15906068      GI. OC        525334               3556.95     360                     358                 7.75
15906071      GI. OC        78676.69             537.55      360                     358                 6.875
15906078      GI. OC        79076.07             540.28      360                     358                 6.875
15906090      GI. OC        78676.69             537.55      360                     358                 6.875
15906154      GI. OC        392000               2368.33     360                     358                 6.875
15906199      GI. OC        160547               1053.59     360                     358                 7.5
15906231      GI. OC        112500               750         360                     358                 7.625
15908167      GI. OC        729000               4860        360                     357                 7.625
15908210      GI. OC        86800                542.5       360                     358                 7.125
15908220      GI. OC        359650               2247.81     360                     358                 7.125
15908251      GI. OC        475999.98            2875.83     360                     357                 6.875
15908268      GI. OC        174159               1197.34     360                     358                 7.875
15908286      GI. OC        128000               840         360                     358                 7.5
15908316      GI. OC        186928.99            1226.72     360                     358                 7.5
15908322      GI. OC        396505               2602.06     360                     358                 7.5
15908528      GI. OC        121100               769.49      360                     358                 7.25
15911432      GI. OC        330450               2203        360                     358                 7.625
15911506      GI. OC        88900                564.89      360                     357                 7.25
15911524      GI. OC        861215.79            6030.73     360                     358                 7.125
15911559      GI. OC        160000               1016.67     360                     358                 7.25
15911595      GI. OC        156750               979.69      360                     358                 7.125
15911617      GI. OC        304000               2026.67     360                     358                 7.625
15911696      GI. OC        1197000              7481.25     360                     358                 7.125
15911942      GI. OC        131250               888.67      360                     358                 7.75
15911944      GI. OC        141393               957.35      360                     358                 7.75
15911980      GI. OC        185233.32            1378.07     360                     357                 7.75
15911999      GI. OC        343800               2148.75     360                     358                 7.125
15921450      GI. OC        332000               2075        360                     358                 7.125
15921457      GI. OC        139500               959.06      360                     358                 7.875
15921476      GI. OC        461500               3124.74     360                     358                 7.75
15921498      GI. OC        182400               1235        360                     358                 7.75
15921567      GI. OC        502240               3139        360                     358                 7.125
15921606      GI. OC        225360               1525.87     360                     358                 7.75
15921742      GI. OC        251643.13            1805.36     360                     358                 7.375
15921773      GI. OC        255173.02            1919.49     360                     358                 7.875
15921790      GI. OC        731250               4494.14     360                     358                 7
15921855      GI. OC        643500               3887.81     360                     358                 6.875
15921913      GI. OC        156429               1042.86     360                     358                 7.625
15921929      GI. OC        260577               1737.18     360                     358                 7.625
15924666      GI. OC        182000               1118.54     360                     358                 7
15924676      GI. OC        359200               2245        360                     358                 7.125
15924785      GI. OC        204000               1317.5      360                     358                 7.375
15924866      GI. OC        89900                618.06      360                     358                 7.875
15924880      GI. OC        292000               1977.08     360                     358                 7.75
15924891      GI. OC        115500               782.03      360                     358                 7.75
15924898      GI. OC        471500               2848.65     360                     358                 6.875
15924915      GI. OC        68854.77             499.94      360                     358                 7.5
15924917      GI. OC        176720               1067.68     360                     358                 6.875
15925027      GI. OC        220000               1397.92     360                     358                 7.25
15925029      GI. OC        75902.75             570.96      360                     358                 7.875
15925057      GI. OC        124000               800.83      360                     357                 7.375
15925059      GI. OC        112064               735.42      360                     358                 7.5
15925061      GI. OC        112064               735.42      360                     358                 7.5
15925064      GI. OC        380000               2295.83     360                     358                 6.875
15925129      GI. OC        70500                470         360                     358                 7.625
15925163      GI. OC        75680                520.3       360                     358                 7.875
15925179      GI. OC        164192               1060.41     360                     358                 7.375
15927846      GI. OC        393750               2460.94     360                     358                 7.125
15927873      GI. OC        131817.72            957.09      360                     358                 7.5
15927946      GI. OC        72000                487.5       360                     358                 7.75
15927983      GI. OC        648700               4459.81     360                     358                 7.875
15927984      GI. OC        202056               1389.14     360                     358                 7.875
15927996      GI. OC        90511.64             649.36      360                     358                 7.375
15928006      GI. OC        233746.99            1607.01     360                     358                 7.875
15928033      GI. OC        260000               1597.92     360                     358                 7
15928096      GI. OC        547499               3364.84     360                     358                 7
15928259      GI. OC        87216.32             625.71      360                     358                 7.375
15928338      GI. OC        352000               2200        360                     358                 7.125
15928369      GI. OC        147800.73            1085.97     360                     358                 7.625
15928530      GI. OC        952500               5953.13     360                     357                 7.125
15928590      GI. OC        123800               773.75      360                     358                 7.125
15928608      GI. OC        247500               1521.09     360                     358                 7
15929493      GI. OC        132000               797.5       360                     358                 6.875
15929530      GI. OC        88000                568.33      360                     358                 7.375
15929585      GI. OC        240000               1500        360                     358                 7.125
15929607      GI. OC        538050               3530.95     360                     358                 7.5
15929612      GI. OC        276000               1782.5      360                     358                 7.375
15929637      GI. OC        118000               762.08      360                     357                 7.375
15929643      GI. OC        59118.25             429.24      360                     358                 7.5
15929701      GI. OC        279852               1719.92     360                     358                 7
15929716      GI. OC        400000               2416.67     360                     358                 6.875
15929751      GI. OC        178750               1098.57     360                     358                 7
15929800      GI. OC        128184.15            867.91      360                     357                 7.75
15929802      GI. OC        131265.55            889.08      360                     357                 7.75
15929843      GI. OC        291200               1911        360                     358                 7.5
15930028      GI. OC        57850                349.51      360                     358                 6.875
15930262      GI. OC        248000               1627.5      360                     358                 7.5
15931027      GI. OC        168000               1137.5      360                     358                 7.75
15931068      GI. OC        271624.39            1972.19     360                     358                 7.5
15931130      GI. OC        250400               1565        360                     358                 7.125
15931147      GI. OC        920000               5654.17     360                     358                 7
15931172      GI. OC        306399.99            2010.75     360                     358                 7.5
15931314      GI. OC        283952               1804.28     360                     357                 7.25
15931331      GI. OC        286187               1788.67     360                     358                 7.125
15931354      GI. OC        287000               1733.96     360                     358                 6.875
15931530      GI. OC        719200               4944.5      360                     358                 7.875
15931553      GI. OC        173212               1064.53     360                     358                 7
15931574      GI. OC        358592               2353.26     360                     358                 7.5
15931625      GI. OC        173600               1085        360                     358                 7.125
15932736      GI. OC        81250                533.2       360                     358                 7.5
15932755      GI. OC        91200                608         360                     358                 7.625
15932798      GI. OC        1050000              6562.5      360                     358                 7.125
15932873      GI. OC        298012               1831.53     360                     358                 7
15932878      GI. OC        203432               1356.21     360                     358                 7.625
15932886      GI. OC        142217.77            1069.8      360                     358                 7.875
15932941      GI. OC        138250               921.67      360                     358                 7.625
15933172      GI. OC        236250               1451.95     360                     358                 7
15935916      GI. OC        148000               1002.08     360                     358                 7.75
15936062      GI. OC        88160                551         360                     358                 7.125
15936074      GI. OC        88860.01             583.14      360                     358                 7.5
15936086      GI. OC        111200               764.5       360                     358                 7.875
15936105      GI. OC        173600               1121.17     360                     358                 7.375
15936196      GI. OC        112800               716.75      360                     358                 7.25
15936198      GI. OC        270005               1659.41     360                     358                 7
15936279      GI. OC        386250               2655.47     360                     358                 7.875
15956816      GI. OC        168900               1055.63     360                     358                 7.125
15956842      GI. OC        192900               1326.19     360                     358                 7.875
15956904      GI. OC        103182.06            714.85      360                     356                 7
15956907      GI. OC        148550               1021.28     360                     358                 7.875
15956912      GI. OC        301214.04            2265.82     360                     358                 7.875
15956950      GI. OC        230130               1534.2      360                     358                 7.625
15956975      GI. OC        518800               3242.5      360                     358                 7.125
15956985      GI. OC        84000                551.25      360                     358                 7.5
15957032      GI. OC        94279.19             709.2       360                     358                 7.875
15957154      GI. OC        166963.22            1197.84     360                     358                 7.375
15957238      GI. OC        52431.09             389.81      360                     358                 7.75
15957276      GI. OC        400000               2541.67     360                     358                 7.25
15957373      GI. OC        143327               865.93      360                     357                 6.875
15957387      GI. OC        217600               1496        360                     357                 7.875
15958861      GI. OC        128698               817.77      360                     359                 7.25
15958930      GI. OC        67906.09             493.05      360                     358                 7.5
15959131      GI. OC        1330000              8173.96     360                     358                 7
15959197      GI. OC        93450                613.27      360                     358                 7.5
15959198      GI. OC        264000               1760        360                     357                 7.625
15959203      GI. OC        57000                385.94      360                     358                 7.75
15959682      GI. OC        187425               1171.41     360                     358                 7.125
15959717      GI. OC        94250                579.24      360                     358                 7
15959723      GI. OC        151120               960.24      360                     358                 7.25
15959772      GI. OC        349100               2181.88     360                     358                 7.125
15959813      GI. OC        180000               1200        360                     358                 7.625
15960077      GI. OC        307436.42            1894.88     360                     358                 7
15960134      GI. OC        279576.63            1776.48     360                     358                 7.25
15960139      GI. OC        151410               1040.94     360                     358                 7.875
15960165      GI. OC        600000               3937.5      360                     358                 7.5
15960184      GI. OC        303432               2054.49     360                     358                 7.75
15960204      GI. OC        1000000              6354.17     360                     358                 7.25
15960208      GI. OC        608000               3863.33     360                     358                 7.25
15960237      GI. OC        98257.11             696.47      360                     358                 7.25
15960242      GI. OC        366934               2522.67     360                     358                 7.875
15960251      GI. OC        376212               2468.89     360                     358                 7.5
15960259      GI. OC        96000                630         360                     358                 7.5
15960269      GI. OC        194000               1232.71     360                     358                 7.25
15960271      GI. OC        263200               1809.5      360                     357                 7.875
15960308      GI. OC        260000               1706.25     360                     358                 7.5
15960324      GI. OC        131040               832.65      360                     358                 7.25
15960922      GI. OC        212200               1326.25     360                     358                 7.125
15960975      GI. OC        62400                422.5       360                     358                 7.75
15961060      GI. OC        196000               1347.5      360                     358                 7.875
15961069      GI. OC        497500               3316.67     360                     358                 7.625
15961082      GI. OC        238000               1487.5      360                     358                 7.125
15961117      GI. OC        419374.65            2936.7      360                     358                 7.125
15961122      GI. OC        188000               1194.58     360                     358                 7.25
15961334      GI. OC        999500               6871.56     360                     356                 7.875
15961454      GI. OC        192800               1184.92     360                     358                 7
15961478      GI. OC        146320               960.23      360                     358                 7.5
15961490      GI. OC        252000               1653.75     360                     358                 7.5
15961494      GI. OC        121520               835.45      360                     358                 7.875
15961532      GI. OC        239920               1499.5      360                     357                 7.125
15967967      GI. OC        484850               3131.32     360                     358                 7.375
15968022      GI. OC        138600               952.88      360                     359                 7.875
15968036      GI. OC        169600               1077.67     360                     358                 7.25
15968211      GI. OC        358312               2463.4      360                     358                 7.875
15968412      GI. OC        107858.22            801.9       360                     358                 7.75
15968614      GI. OC        161300               991.32      360                     358                 7
15969195      GI. OC        999900               6353.53     360                     358                 7.25
15969202      GI. OC        144000               900         360                     358                 7.125
15969222      GI. OC        123200               744.33      360                     358                 6.875
15969262      GI. OC        127462               836.47      360                     358                 7.5
15969270      GI. OC        144000               975         360                     358                 7.75
15969317      GI. OC        439900               2841.02     360                     358                 7.375
15969346      GI. OC        139177.07            1034.74     360                     358                 7.75
15969357      GI. OC        135013.3             980.29      360                     358                 7.5
15969395      GI. OC        135802.51            962.6       360                     358                 7.25
15969402      GI. OC        191137.98            1154.79     360                     358                 6.875
15969435      GI. OC        296399.92            1821.62     360                     358                 7
15969446      GI. OC        280000               1925        360                     358                 7.875
15969450      GI. OC        204000               1360        360                     358                 7.625
15969452      GI. OC        59531.41             390.67      360                     358                 7.5
15971405      GI. OC        123750               799.22      360                     359                 7.375
15971621      GI. OC        200000               1354.17     360                     358                 7.75
15971629      GI. OC        380000               2375        360                     358                 7.125
15971778      GI. OC        127480               796.75      360                     358                 7.125
15971780      GI. OC        127759.76            872.91      360                     358                 6.875
15971826      GI. OC        666500               4512.76     360                     358                 7.75
15971871      GI. OC        245592               1509.37     360                     358                 7
15974813      GI. OC        434800               2943.96     360                     358                 7.75
15974816      GI. OC        195000               1198.44     360                     358                 7
15974868      GI. OC        332000               2075        360                     357                 7.125
15974870      GI. OC        308000               1925        360                     357                 7.125
15980745      GI. OC        192000               1260        360                     358                 7.5
15980749      GI. OC        162975               1052.55     360                     358                 7.375
15980781      GI. OC        212000               1413.33     360                     358                 7.625
15980964      GI. OC        392000               2490.83     360                     358                 7.25
15980986      GI. OC        460000               3018.75     360                     358                 7.5
15981067      GI. OC        93200                601.92      360                     358                 7.375
15981173      GI. OC        107868.09            651.7       360                     358                 6.875
15981184      GI. OC        105600               715         360                     358                 7.75
15981194      GI. OC        49937.02             375.64      360                     358                 7.875
15981209      GI. OC        299553.33            2097.64     360                     358                 7.125
15981215      GI. OC        159120               1060.8      360                     358                 7.625
15981217      GI. OC        175724.57            1200.63     360                     358                 6.875
15981227      GI. OC        185764               1199.73     360                     358                 7.375
15982613      GI. OC        336000               2205        360                     359                 7.5
15982963      GI. OC        192000               1180        360                     357                 7
15906086      GI. OC        164000               1110.42     360                     358                 7.75
15906061      GI. OC        272000               1700        360                     357                 7.125
15905675      GI. OC        108800               691.33      360                     358                 7.25
15905701      GI. OC        134925               871.39      360                     358                 7.375
15817146      GI. OC        272000               1785        360                     357                 7.5
15902522      GI. OC        74400                496         360                     358                 7.625
15902084      GI. OC        99802.41             742.5       360                     358                 7.75
15900738      GI. OC        185199.95            1118.92     360                     358                 6.875
15780828      GI. OC        320000               2133.33     360                     356                 7.625
15900725      GI. OC        208600               1282.02     360                     358                 7
15900726      GI. OC        164148               991.73      360                     358                 6.875
15859442      GI. OC        111776.77            840.82      360                     358                 7.875
15859122      GI. OC        343999.54            2150        360                     358                 7.125
15859429      GI. OC        144000               945         360                     357                 7.5
15859503      GI. OC        139999.66            991.66      360                     357                 8.125
15859204      GI. OC        106233.48            725.84      360                     358                 6.875
15859130      GI. OC        97158.71             688.68      360                     358                 7.25
15859195      GI. OC        332000               2213.33     360                     357                 7.625
15747431      GI. OC        79920                482.85      360                     355                 6.875
15746917      GI. OC        103920               627.85      360                     355                 6.875
15748923      GI. OC        132000               797.5       360                     356                 6.875
15756371      GI. OC        441800               2715.23     360                     357                 7
15761327      GI. OC        209200               1503.63     360                     355                 8.25
15760921      GI. OC        120000               725         360                     356                 6.875
15761216      GI. OC        215200               1322.58     360                     356                 7
15761274      GI. OC        152000               950         360                     356                 7.125
15940553      GI. OC        95774.19             712.8       360                     357                 7.75
15942724      GI. OC        221175               1359.3      360                     357                 7
15911787      GI. OC        212000               1369.17     360                     358                 7.375
15929491      GI. OC        588000               3552.5      360                     358                 6.875
15927854      GI. OC        411750               2530.55     360                     358                 7
15789273      GI. OC        198319.99            1301.47     360                     356                 7.5
15853884      GI. OC        196864               1353.44     360                     357                 7.875
15853795      GI. OC        221286.19            1587.57     360                     358                 7.375
15988827      GI. OC        152750               1050.16     360                     359                 7.875
15990186      GI. OC        203336               1376.75     360                     358                 7.75
15846261      GI. OC        199920               1228.67     360                     357                 7
15846718      GI. OC        221040               1473.6      360                     358                 7.625
15853793      GI. OC        327115.99            2078.55     360                     357                 7.25
15853766      GI. OC        196560               1351.35     360                     358                 7.875
15841498      GI. OC        178950               1137.08     360                     358                 7.25
15839911      GI. OC        112000               816.67      360                     357                 8.375
15942212      GI. OC        252000               1627.5      360                     358                 7.375
15893032      GI. OC        90056.34             654.38      360                     357                 7.5
15833681      GI. OC        196000               1286.25     360                     357                 7.5
15838353      GI. OC        57525                359.53      360                     358                 7.125
15838280      GI. OC        159679.82            1164.33     360                     357                 8.375
15832463      GI. OC        237600               1683        360                     356                 8.125
15831994      GI. OC        45500                293.85      360                     355                 7.375
15832132      GI. OC        486400               3141.33     360                     357                 7.375
15832258      GI. OC        143120               939.23      360                     357                 7.5
15832060      GI. OC        135200               816.83      360                     357                 6.875
15833365      GI. OC        71663.01             489.8       360                     358                 6.875
15833373      GI. OC        71687.64             489.8       360                     358                 6.875
15825727      GI. OC        224000               1400        360                     357                 7.125
15825848      GI. OC        220800               1357        360                     356                 7
15819226      GI. OC        115732.06            759.49      360                     357                 7.5
15820182      GI. OC        70398.77             454.66      360                     357                 7.375
15820051      GI. OC        135000               857.81      360                     357                 7.25
15819557      GI. OC        200000               1291.67     360                     356                 7.375
15819101      GI. OC        205599.73            1263.58     360                     357                 7
15819540      GI. OC        134725               870.1       360                     356                 7.375
15819380      GI. OC        134340.93            965.19      360                     356                 7.375
15809516      GI. OC        196535.02            1444.05     360                     358                 7.625
15809669      GI. OC        156800               1094.33     360                     356                 8
15815288      GI. OC        232000               1619.17     360                     356                 8
15802388      GI. OC        296000               1788.33     360                     356                 6.875
15807786      GI. OC        292000               1825        360                     359                 7.125
15808211      GI. OC        200175               1251.09     360                     357                 7.125
15810470      GI. OC        84000                560         360                     356                 7.625
15810483      GI. OC        97024                646.83      360                     356                 7.625
15932546      GI. OC        514000               3105.42     360                     358                 6.875
15935831      GI. OC        834080               5473.65     360                     358                 7.5
15940441      GI. OC        311988               2144.92     360                     358                 7.875
15694958      GI. OC        99999                604.16      360                     355                 6.875
15694952      GI. OC        206560               1269.48     360                     355                 7
15694806      GI. OC        52000                362.92      360                     355                 8
15694866      GI. OC        354400               2141.17     360                     355                 6.875
15692963      GI. OC        264000               1677.5      360                     354                 7.25
15924547      GI. OC        221600               1361.92     360                     358                 7
15924586      GI. OC        1083749.99           7225        360                     358                 7.625
15927730      GI. OC        280000               1750        360                     358                 7.125
15927776      GI. OC        115500               709.84      360                     358                 7
15927796      GI. OC        80000                483.33      360                     358                 6.875
15927749      GI. OC        260000               1625        360                     358                 7.125
15927804      GI. OC        212000               1280.83     360                     358                 6.875
15929288      GI. OC        299925               1874.54     360                     358                 7.125
15646879      GI. OC        202720               1309.23     360                     357                 7.375
15980887      GI. OC        163200               986         360                     359                 6.875
15911500      GI. OC        192000               1240        360                     358                 7.375
15941054      GI. OC        144000               990         360                     358                 7.875
15921813      GI. OC        247682.63            1863.14     360                     358                 7.875
15936033      GI. OC        180000               1237.5      360                     358                 7.875
15838391      GI. OC        486500               3294.01     360                     358                 7.75
15838473      GI. OC        188680               1218.56     360                     357                 7.375
15892928      GI. OC        188000               1135.83     360                     358                 6.875
15833296      GI. OC        629383.86            4722.28     360                     357                 7.75
15833671      GI. OC        176000               1136.67     360                     358                 7.375
15838273      GI. OC        303800               1867.1      360                     358                 7
15839838      GI. OC        252000               1548.75     360                     358                 7
15841712      GI. OC        308799.33            1994.33     360                     358                 7.375
15846203      GI. OC        179280               1139.17     360                     358                 7.25
15859187      GI. OC        105000               700         360                     358                 7.625
15862466      GI. OC        370560               2316        360                     358                 7.125
15862321      GI. OC        215200               1389.83     360                     357                 7.375
15831969      GI. OC        219711.21            1633.49     360                     358                 7.75
15868878      GI. OC        216000               1305        360                     357                 6.875
15802377      GI. OC        414050               2846.59     360                     358                 7.875
15764568      GI. OC        121930.59            736.66      360                     354                 6.875
15999618      GI. OC        224500               1356.35     360                     359                 6.875
16001148      GI. OC        307965.18            2085.18     360                     359                 7.75
15999585      GI. OC        176000               1173.33     360                     359                 7.625
15999589      GI. OC        101150               632.19      360                     359                 7.125
15999550      GI. OC        417000               2519.38     360                     359                 6.875
15999424      GI. OC        482400               3115.5      360                     359                 7.375
15990326      GI. OC        680000               5029.17     360                     358                 8.5
15985606      GI. OC        264000               1677.5      360                     358                 7.25
15982918      GI. OC        979300               6222.64     360                     359                 7.25
15985254      GI. OC        675000               4359.38     360                     358                 7.375
15981084      GI. OC        650000               3927.08     360                     359                 6.875
15980819      GI. OC        73500                490         360                     359                 7.625
15980879      GI. OC        487500               3199.22     360                     359                 7.5
15971793      GI. OC        157650               968.89      360                     358                 7
15971808      GI. OC        599999.01            3999.99     360                     358                 7.625
15971693      GI. OC        768000               5200        360                     359                 7.75
15975045      GI. OC        67250                420.31      360                     359                 7.125
15971487      GI. OC        26936                197.65      360                     360                 7.625
15971535      GI. OC        200000               1229.17     360                     359                 7
15971430      GI. OC        736000               4753.33     360                     359                 7.375
15971432      GI. OC        207200               1251.83     360                     360                 6.875
15971641      GI. OC        556000               3648.75     360                     359                 7.5
15969362      GI. OC        900000               5437.5      360                     359                 6.875
15969364      GII. SS       879999.98            4858.33     360                     358                 6.25
15969226      GI. OC        417000               2866.88     360                     358                 7.875
15969311      GI. OC        447729.15            2705.03     360                     359                 6.875
15969322      GI. OC        663200               4145        360                     358                 7.125
15969338      GI. OC        920000               6229.17     360                     359                 7.75
15968076      GI. OC        163692.85            1216.21     360                     359                 7.75
15968108      GI. OC        528000               3575        360                     359                 7.75
15968134      GI. OC        203621.38            1425.87     360                     358                 7.125
15961349      GI. OC        228000               1425        360                     356                 7.125
15961361      GI. OC        480000               3100        360                     356                 7.375
15961363      GI. OC        304000               1963.33     360                     359                 7.375
15961455      GI. OC        65748.67             397.23      360                     358                 6.875
15961214      GI. OC        644000               4025        360                     359                 7.125
15960892      GI. OC        77250                523.05      360                     359                 7.75
15960906      GI. OC        236000               1475        360                     358                 7.125
15959942      GI. OC        888750               5647.27     360                     359                 7.25
15959833      GI. OC        141700               856.1       360                     359                 6.875
15959018      GI. OC        214500               1481.5      360                     360                 7
15959098      GI. OC        1000000              6875        360                     358                 7.875
15988867      GI. OC        416690.52            2915.73     360                     359                 7.125
15988583      GI. OC        283794.45            2010.13     360                     359                 7.25
15988597      GI. OC        67952                487.17      360                     359                 7.375
15900631      GI. OC        1000000              6250        360                     358                 7.125
15931090      GI. OC        520000               3358.33     360                     358                 7.375
15927841      GI. OC        1000000              6354.17     360                     358                 7.25
15999551      GI. OC        289898.89            1781.67     360                     359                 7
15941162      GI. OC        71714.24             539.11      360                     359                 7.875
15988782      GI. OC        487500               3250        360                     359                 7.625
15988784      GI. OC        123914.66            899.09      360                     359                 7.5
15988513      GI. OC        144000               1065        360                     358                 8.5
15987364      GI. OC        476050               3223.26     360                     359                 7.75
15985601      GI. OC        972000               5872.5      360                     358                 6.875
15985618      GI. OC        632000               3884.17     360                     358                 7
15987601      GI. OC        306330               2074.11     360                     359                 7.75
15987917      GI. OC        439200               2973.75     360                     358                 7.75
15940658      GI. OC        681600               4544        360                     359                 7.625
15940939      GII. SS       477570.34            3283.3      360                     358                 7.875
16011190      GI. OC        125300               835.33      360                     359                 7.625
16018683      GI. OC        90750                614.45      360                     359                 7.75
15954929      GI. OC        56800                384.58      360                     357                 7.75
15948041      GII. SS       1175000              6486.98     360                     359                 6.25
15899714      GI. OC        931200               6305        360                     357                 7.75
15871618      GI. OC        52500                360.94      360                     358                 7.875
15874214      GI. OC        99868.72             742.5       360                     358                 7.75
15948346      GI. OC        88344                588.96      360                     358                 7.625
15987823      GI. OC        1950000              12390.63    360                     358                 7.25
15929727      GII. SS       798400               4407.84     360                     359                 6.25
15929665      GII. SS       431403.99            2561.46     360                     358                 6.75
15969252      GII. SS       600000               3625        360                     359                 6.875
15928496      GI. OC        42500                283.33      360                     359                 7.625
16027842      GII. SS       461600               2740.75     360                     359                 6.75
15982545      GI. OC        880000               5591.67     360                     359                 7.25
15974989      GI. OC        61459.77             456.64      360                     359                 7.75
15974972      GI. OC        444429.09            3302.03     360                     359                 7.75
15969260      GII. SS       508000               2910.42     360                     359                 6.5
15959729      GI. OC        480000               3250        360                     358                 7.75
15957224      GI. OC        288750               1985.16     360                     359                 7.875
15957125      GI. OC        1000000              6770.83     360                     358                 7.75
15999248      GI. OC        597023               4042.34     360                     358                 7.75
15911935      GII. SS       536000               2680        360                     356                 5.625
15932959      GI. OC        955000               6267.19     360                     359                 7.5
15961104      GI. OC        420000               2843.75     360                     358                 7.75
16047490      GII. SS       560000               3266.67     360                     359                 6.625
15613085      GII. SS       711999.98            3856.67     360                     353                 6.125
15999291      GI. OC        527437.05            3241.54     360                     358                 7
16014109      GII. SS       508000               2857.5      360                     359                 6.375
              6011                       1,650,254,9,804,787.360                     357                 6.675

***

LPMI    MSERV     SERV_FEE    CURRENT_GROSS_COUPON       CITY1                      STATE   ZIP_CODE    PROPTYPE
0       0         0.375       6.125                      Raleigh                    NC      27609       Single Family
0       0         0.25        6.75                       Patterson                  CA      95363       Single Family
0       0         0.375       6.5                        Wauwatosa                  WI      53222       Single Family
0       0         0.25        6.625                      Denver                     CO      80238       PUD
0       0         0.25        6.25                       Folsom                     CA      95630       Single Family
0       0         0.25        6.75                       Moorpark                   CA      93021       Condominium
0       0         0.25        6.75                       Los Angeles                CA      90012       Condominium
0       0         0.25        6.5                        PALMDALE                   CA      93550       Single Family
0       0         0.25        6.25                       Long Beach                 CA      90815       Single Family
0       0         0.25        5.5                        Los Angeles                CA      90044       2-4 Family
0       0         0.25        6.375                      Villa Ridge                MO      63089       PUD
0       0         0.25        6.75                       Midlothian                 VA      23114       PUD
0       0         0.25        6.625                      Silver Spring              MD      20905       Single Family
0       0         0.375       5.75                       Novi                       MI      48375       Single Family
0       0         0.25        7                          West Palm Beach            FL      33415       Single Family
0       0         0.375       7                          Lake Worth                 FL      33461       Single Family
0       0         0.25        7                          Ramona                     CA      92065       PUD
0       0         0.25        6.75                       Los Angeles                CA      90024       Condominium
0       0         0.25        6.375                      Riverside                  CA      92503       Single Family
0       0         0.375       5.875                      BEAVERTON                  OR      97008       Single Family
0       0         0.25        6.5                        BASS LAKE                  CA      93604       Single Family
0       0         0.25        6                          CORONA                     CA      92880       Single Family
0       0         0.25        5.125                      LAS VEGAS                  NV      89130       PUD
0       0         0.25        6.5                        RENO                       NV      89523       PUD
0       0         0.25        6.75                       WEST SACRAMENTO            CA      95691       Single Family
0       0         0.25        6.75                       SOUTH RIDING               VA      20152       PUD
0       0         0.25        6.875                      SAN MARCOS                 CA      92078       PUD
0       0         0.25        5                          SUNNYVALE                  CA      94089       Condominium
0       0         0.25        5.875                      LAS VEGAS                  NV      89178       PUD
0       0         0.25        6.25                       LAS VEGAS                  NV      89135       Single Family
0       0         0.25        6.875                      IRVINE                     CA      92620       Condominium
0       0         0.25        6.875                      WOODBRIDGE                 VA      22191       PUD
0       0         0.25        6.125                      RANCHO SANTA MARGARITA     CA      92688       Condominium
0       0         0.25        6.875                      ARROYO GRANDE              CA      93420       Single Family
0       0         0.25        6.875                      Riverside                  CT      06878       Single Family
0       0         0.375       6.625                      PHOENIX                    AZ      85085       PUD
0       0         0.375       6.5                        LAKE HAVASU CITY           AZ      86403       Single Family
0       0         0.375       6.875                      CANYON LAKE                TX      78133       PUD
0       0         0.375       6.375                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.5                        MARICOPA                   AZ      85239       PUD
0       0         0.375       7                          BEND                       OR      97702       PUD
0       0         0.375       6.875                      CEDAR HILLS                UT      84062       PUD
0       0         0.375       6.25                       ANTHEM                     AZ      85086       PUD
0       0         0.375       6.875                      PHILADELPHIA               PA      19135       Single Family
0       0         0.375       6.625                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.75                       LAS VEGAS                  NV      89141       PUD
0       0         0.375       7                          PEORIA                     AZ      85345       PUD
0       0         0.375       7.125                      GILBERT                    AZ      85236       Condominium
0       0         0.375       6.875                      ORTING                     WA      98360       PUD
0       0         0.375       7                          PICO RIVERA                CA      90660       Single Family
0       0         0.375       7                          TAFT                       CA      93268       Single Family
0       0         0.375       6.5                        FRESNO                     CA      93711       Single Family
0       0         0.375       6.875                      CAROL STREAM               IL      60188       Single Family
0       0         0.375       6.375                      HACKENSACK                 NJ      07601       Condominium
0       0         0.375       6.75                       WELLINGTON                 CO      80549       PUD
0       0         0.375       7                          GREELEY                    CO      80631       Single Family
0       0         0.375       6.75                       SPOTSYLVANIA               VA      22553       PUD
0       0         0.375       6.75                       RUTHER GLEN                VA      22546       PUD
0       0         0.25        5.625                      Kenmore                    WA      98028       Single Family
0       0         0.375       6.875                      LAS VEGAS                  NV      89117       PUD
0       0         0.375       6.875                      PORTLAND                   ME      04103       2-4 Family
0       0         0.375       6.75                       PRESCOTT                   AZ      86303       2-4 Family
0       0         0.375       6.625                      YUBA CITY                  CA      95993       Single Family
0       0         0.375       6.5                        ALEXANDRIA                 VA      22309       Single Family
0       0         0.375       6.875                      TIGARD                     OR      97223       Single Family
0       0         0.375       6.875                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       6.625                      COMPTON                    CA      90221       Single Family
0       0         0.375       7                          LAS VEGAS                  NV      89117       Single Family
0       0         0.375       6.875                      FRESNO                     CA      93720       Single Family
0       0         0.375       6.5                        YUCCA VALLEY               CA      92284       Single Family
0       0         0.375       6.75                       BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.125                      ORLANDO                    FL      32837       PUD
0       0         0.375       7                          FLINT                      MI      48504       Single Family
0       0         0.375       7.125                      AURORA                     CO      80014       PUD
0       0         0.25        6.375                      WINDERMERE                 FL      34786       PUD
0       0         0.25        6.625                      BOSTON                     MA      02114       Single Family
0       0         0.25        6.25                       SPARKS                     NV      89431       Single Family
0       0         0.25        6.5                        MISSION VIEJO              CA      92692       PUD
0       0         0.25        6.625                      SAN JOSE                   CA      95116       Single Family
0       0         0.25        7.625                      LOS ANGELES                CA      90013       Condominium
0       0         0.25        6.75                       RENO                       NV      89509       PUD
0       0         0.25        6.875                      CLOVIS                     CA      93619       Single Family
0       0         0.25        6.5                        WINDERMERE                 FL      34786       PUD
0       0         0.25        6.5                        OCEANSIDE                  CA      92056       PUD
0       0         0.25        7.625                      RANCHO SANTA MARGARITA     CA      92688       PUD
0       0         0.25        7.5                        PANAMA CITY                FL      32408       Single Family
0       0         0.25        6                          CHANTILLY                  VA      20152       Single Family
0       0         0.25        7.25                       SALT LAKE CITY             UT      84117       Single Family
0       0         0.25        7                          MIAMI                      FL      33130       Condominium
0       0         0.25        8                          OXNARD                     CA      93030       Single Family
0       0         0.25        7.25                       SIMI VALLEY                CA      93063       PUD
0       0         0.25        7.25                       LAKEWAY                    TX      78734       Single Family
0       0         0.25        7                          ORLANDO                    FL      32814       PUD
0       0         0.25        7.375                      NAPLES                     FL      34102       Single Family
0       0         0.25        6.75                       FONTANA                    CA      92337       PUD
0       0         0.25        6                          FOLSOM                     CA      95630       PUD
0       0         0.25        6.875                      TRACY                      CA      95377       PUD
0       0         0.25        6.625                      SOUTH VIENNA               OH      45369       Single Family
0       0         0.25        7                          DRAPER                     UT      84020       Single Family
0       0         0.375       6.5                        PHOENIX                    AZ      85016       PUD
0       0         0.375       6.5                        BATTLE GROUND              WA      98604       Single Family
0       0         0.375       6.75                       FRESNO                     CA      93722       Single Family
0       0         0.375       6.875                      WOODBRIDGE                 VA      22193       PUD
0       0         0.375       6.875                      SCOTTSDALE                 AZ      85251       Condominium
0       0         0.375       6.875                      LA PUENTE                  CA      91744       Single Family
0       0         0.375       6                          GURNEE                     IL      60031       PUD
0       0         0.375       6.5                        FREDERICK                  MD      21703       Single Family
0       0         0.375       6.25                       MARICOPA                   AZ      85239       PUD
0       0         0.375       6.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.625                      BEND                       OR      97701       Condominium
0       0         0.375       6.75                       LAS VEGAS                  NV      89149       PUD
0       0         0.375       6.875                      PORTLAND                   ME      04101       2-4 Family
0       0         0.375       6.875                      SPRINGFIELD                VA      22150       Single Family
0       0         0.375       6.875                      EDMOND                     OK      73003       PUD
0       0         0.25        6.625                      Hollywood                  FL      33026       PUD
0       0         0.25        6.25                       White Plains               MD      20695       PUD
0       0         0.375       6.75                       ALAMOGORDO                 NM      88310       Single Family
0       0         0.375       6.875                      BURTONSVILLE               MD      20866       Single Family
0       0         0.375       6.25                       LEESBURG                   VA      20176       PUD
0       0         0.375       7                          SCOTTSDALE                 AZ      85260       Condominium
0       0         0.375       6.875                      ANAHEIM                    CA      92807       Single Family
0       0         0.375       5.875                      CHICO                      CA      95928       Single Family
0       0         0.375       6.125                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.875                      RICHMOND                   TX      77469       PUD
0       0         0.375       6.5                        OREGON CITY                OR      97045       Single Family
0       0         0.375       5.75                       CASTLE ROCK                CO      80104       PUD
0       0         0.375       6                          SYKESVILLE                 MD      21784       PUD
0       0         0.375       6.5                        OAKLAND                    CA      94605       Condominium
0       0         0.375       6.625                      GLENDALE                   AZ      85301       Single Family
0       0         0.375       6.875                      NORTH PORT                 FL      34287       Condominium
0       0         0.375       6.875                      BARRE CITY                 VT      05641       Single Family
0       0         0.375       6.875                      BLOOMFIELD                 NJ      07003       Single Family
0       0         0.375       6.875                      TROY                       NY      12180       2-4 Family
0       0         0.375       6.5                        OLYMPIA                    WA      98502       PUD
0       0         0.375       6.5                        OLYMPIA                    WA      98501       Single Family
0       0         0.375       6.125                      SARATOGA SPRINGS           UT      84043       Single Family
0       0         0.375       5.75                       NORTH LAS VEGAS            NV      89031       PUD
0       0         0.375       5.875                      GOOSE CREEK                SC      29445       Single Family
0       0         0.375       6.75                       MARICOPA                   AZ      85239       PUD
0       0         0.375       6.75                       DENVER                     CO      80249       PUD
0       0         0.375       6                          RIVERTON                   UT      84065       Single Family
0       0         0.375       6.875                      LAUREL                     MD      20723       Condominium
0       0         0.375       6.625                      KINGS PARK                 NY      11754       Single Family
0       0         0.375       6.5                        COALINGA                   CA      93210       Single Family
0       0         0.375       6.875                      ROYAL OAK                  MI      48073       Single Family
0       0         0.375       5.875                      SILVER SPRING              MD      20902       Single Family
0       0         0.375       6.625                      WESTFIELD                  IN      46074       PUD
0       0         0.375       5.875                      STERLING                   VA      20164       PUD
0       0         0.375       7                          SCOTTSDALE                 AZ      85254       Single Family
0       0         0.375       7                          MESA                       AZ      85203       Single Family
0       0         0.375       6.5                        GREELEY                    CO      80634       PUD
0       0         0.375       6.5                        LAS VEGAS                  NV      89142       Single Family
0       0         0.375       6.75                       LENOIR                     NC      28645       Single Family
0       0         0.375       6.75                       LONG BEACH                 CA      90807       Single Family
0       0         0.375       6                          DAMASCUS                   MD      20872       PUD
0       0         0.375       6.25                       MELROSE PARK               IL      60160       2-4 Family
0       0         0.375       7.125                      SILVER SPRING              MD      20906       Condominium
0       0         0.375       7.125                      HAGERSTOWN                 MD      21742       Single Family
0       0         0.375       6.25                       BENTON                     AR      72015       Single Family
0       0         0.375       6.875                      COLORADO SPRINGS           CO      80920       Single Family
0       0         0.375       5.875                      LOVETTSVILLE               VA      20180       Single Family
0       0         0.375       6.75                       LAS VEGAS                  NV      89113       PUD
0       0         0.375       6.5                        LOVELAND                   CO      80537       Single Family
0       0         0.375       6                          SAN MARCOS                 CA      92078       PUD
0       0         0.375       6.75                       LAS VEGAS                  NV      89123       PUD
0       0         0.375       6.375                      PAINESVILLE                OH      44077       Single Family
0       0         0.375       6.75                       CUYAHOGA FALLS             OH      44221       Single Family
0       0         0.375       6.5                        ANTIOCH                    CA      94531       Single Family
0       0         0.375       5.75                       BEND                       OR      97702       PUD
0       0         0.375       6.125                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       7                          MANASSAS                   VA      20111       Single Family
0       0         0.375       6.375                      VANCOUVER                  WA      98662       Condominium
0       0         0.375       6.375                      MARICOPA                   AZ      85239       PUD
0       0         0.375       6.5                        PATCHOGUE                  NY      11772       Single Family
0       0         0.375       6.375                      MARICOPA                   AZ      85239       PUD
0       0         0.375       6.875                      Sylmar                     CA      91342       Single Family
0       0         0.375       6.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.5                        LAS VEGAS                  NV      89138       PUD
0       0         0.375       7                          TEMPE                      AZ      85281       Condominium
0       0         0.375       6.25                       OCEANSIDE                  CA      92056       PUD
0       0         0.375       5.875                      JOHNSTOWN                  CO      80534       PUD
0       0         0.375       6                          OLYMPIA                    WA      98501       PUD
0       0         0.375       6.625                      BEND                       OR      97701       Condominium
0       0         0.375       6.625                      PHOENIX                    AZ      85045       PUD
0       0         0.375       6.875                      MARICOPA                   AZ      85239       Single Family
0       0         0.375       6.125                      COLORADO SPRINGS           CO      80906       2-4 Family
0       0         0.25        6.875                      BURBANK                    CA      91504       Single Family
0       0         0.25        6.75                       LOS ANGELES                CA      90065       Single Family
0       0         0.25        6.5                        TORRANCE                   CA      90505       Single Family
0       0         0.25        7.5                        PHOENIX                    AZ      85016       PUD
0       0         0.25        6                          GRAFORD                    TX      76449       PUD
0       0         0.25        6.875                      COSTA MESA                 CA      92627       Single Family
0       0         0.25        6.375                      GOLETA                     CA      93117       Single Family
0       0         0.25        6.75                       CORONA                     CA      92880       Single Family
0       0         0.25        5.5                        NORTHRIDGE                 CA      91326       PUD
0       0         0.25        6                          MOORPARK                   CA      93021       Single Family
0       0         0.25        6.125                      BOCA RATON                 FL      33431       Single Family
0       0         0.25        7                          NAPLES                     FL      34103       Condominium
0       0         0.25        6.25                       SAN DIEGO                  CA      92104       Single Family
0       0         0.25        6                          FOX ISLAND                 WA      98333       PUD
0       0         0.25        7.5                        VALLEJO                    CA      94591       PUD
0       0         0.25        6.5                        ROSEVILLE                  CA      95661       Single Family
0       0         0.25        6.625                      KENT                       WA      98030       PUD
0       0         0.25        7.5                        UNION CITY                 NJ      07087       2-4 Family
0       0         0.25        6.625                      WOODSIDE                   NY      11377       2-4 Family
0       0         0.25        6.625                      GLEN ELLYN                 IL      60137       Single Family
0       0         0.25        6.875                      MIAMI SHORES               FL      33138       Single Family
0       0         0.25        7.25                       SAN JOSE                   CA      95124       Single Family
0       0         0.25        6.875                      LOS ANGELES                CA      90039       2-4 Family
0       0         0.25        6.875                      RIVERBANK                  CA      95367       Single Family
0       0         0.25        7.75                       SAN JOSE                   CA      95116       Single Family
0       0         0.25        5.75                       OAKLAND                    CA      94607       Single Family
0       0         0.25        6.375                      SAN DIMAS                  CA      91773       Single Family
0       0         0.25        7                          MARCO ISLAND               FL      34145       Single Family
0       0         0.25        7.125                      AREA OF CANOGA PARK        CA      91303       Single Family
0       0         0.25        6.5                        SANTA BARBARA              CA      93105       Single Family
0       0         0.25        6.375                      WOODLAND HILLS             CA      91367       Single Family
0       0         0.25        6.25                       SAN FRANCISCO              CA      94110       Single Family
0       0         0.25        6.5                        MC LEAN                    VA      22102       Single Family
0       0         0.25        5.625                      MORGANTOWN                 WV      26508       Single Family
0       0         0.25        6.75                       SANTA ROSA                 CA      95404       Single Family
0       0         0.25        6.5                        TEMECULA                   CA      92592       PUD
0       0         0.25        6.875                      Litchfield Park            AZ      85340       PUD
0       0         0.375       6.625                      FAIRFAX                    VA      22032       PUD
0       0         0.375       6                          OAK FOREST                 IL      60452       Single Family
0       0         0.375       7.875                      MURRIETA                   CA      92563       Single Family
0       0         0.375       6.375                      PERRY                      UT      84302       Single Family
0       0         0.375       6.75                       HAMILTON                   OH      45011       PUD
0       0         0.375       6.625                      REDMOND                    OR      97756       Single Family
0       0         0.375       5.5                        OLYMPIA                    WA      98502       Single Family
0       0         0.375       6.375                      FORT MYERS                 FL      33908       PUD
0       0         0.375       6.875                      PENSACOLA                  FL      32506       Single Family
0       0         0.375       6.875                      HAMPTON                    VA      23669       Single Family
0       0         0.375       7.125                      MARYSVILLE                 WA      98270       Single Family
0       0         0.375       6.625                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.875                      KATY                       TX      77449       PUD
0       0         0.375       6.75                       LIVE OAK                   CA      95953       Single Family
0       0         0.375       7                          GAITHERSBURG               MD      20879       PUD
0       0         0.375       6.375                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.375                      OLYMPIA                    WA      98501       Single Family
0       0         0.375       6.5                        LILLIAN                    AL      36549       PUD
0       0         0.375       6.875                      KATY                       TX      77449       PUD
0       0         0.375       6.375                      HILLSBORO                  OR      97123       Single Family
0       0         0.375       6.625                      MOLALLA                    OR      97038       Single Family
0       0         0.375       6.875                      DAVENPORT                  FL      33897       PUD
0       0         0.375       6.875                      SHERWOOD                   OR      97140       Single Family
0       0         0.375       6.625                      TEMPE                      AZ      85282       Single Family
0       0         0.375       6.5                        DUNNELLON                  FL      34430       Single Family
0       0         0.375       6.375                      PHOENIX                    AZ      85018       PUD
0       0         0.375       6.25                       VISALIA                    CA      93291       Single Family
0       0         0.375       6.875                      AURORA                     CO      80015       PUD
0       0         0.375       7                          POCATELLO                  ID      83204       2-4 Family
0       0         0.375       6.75                       MARYSVILLE                 CA      95901       Single Family
0       0         0.375       7                          WINCHESTER                 VA      22602       PUD
0       0         0.375       6.875                      LYMAN                      SC      29365       Single Family
0       0         0.375       5.75                       KLAMATH FALLS              OR      97603       Single Family
0       0         0.375       6.875                      EL DORADO HILLS            CA      95762       Single Family
0       0         0.375       6.875                      GILBERT                    AZ      85297       PUD
0       0         0.375       6.875                      DENVER                     CO      80231       Single Family
0       0         0.375       6.375                      PRINEVILLE                 OR      97754       Single Family
0       0         0.375       6.875                      CINCINNATI                 OH      45252       Condominium
0       0         0.375       6.75                       MESA                       AZ      85213       Single Family
0       0         0.375       7                          EATON                      CO      80615       Single Family
0       0         0.25        6                          RANCHO CORDOVA             CA      95742       PUD
0       0         0.25        6.625                      ELK GROVE                  CA      95624       Single Family
0       0         0.25        6.375                      RENO                       NV      89509       Single Family
0       0         0.25        6.5                        ALEXANDRIA                 VA      22303       Single Family
0       0         0.25        6                          PIPERSVILLE                PA      18947       Single Family
0       0         0.25        6.5                        SAN JOSE                   CA      95136       Condominium
0       0         0.25        7.75                       RIVERSIDE                  CA      92509       Single Family
0       0         0.25        6.125                      SIMI VALLEY                CA      93065       Single Family
0       0         0.25        6.875                      BIG SKY                    MT      59716       Single Family
0       0         0.25        7.125                      CORONA                     CA      92880       Single Family
0       0         0.25        6.25                       SAN MARCOS                 CA      92078       Single Family
0       0         0.375       6.375                      CHICAGO                    IL      60622       Condominium
0       0         0.375       6.375                      FREDERICK                  MD      21704       PUD
0       0         0.375       6.125                      SANTA PAULA                CA      93060       Single Family
0       0         0.375       6                          TAVERNIER                  FL      33070       Single Family
0       0         0.375       5.875                      BEALETON                   VA      22712       Single Family
0       0         0.375       6.5                        PHOENIX                    AZ      85027       Single Family
0       0         0.375       6.5                        TROUTDALE                  OR      97060       Single Family
0       0         0.375       6.875                      LAS VEGAS                  NV      89103       Condominium
0       0         0.375       7                          Noblesville                IN      46060       PUD
0       0         0.375       5.875                      Bethlehem                  PA      18020       PUD
0       0         0.375       7.375                      Phoenix                    AZ      85003       Condominium
0       0         0.375       7.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.25                       CENTREVILLE                VA      20120       Single Family
0       0         0.375       6                          LAPORTE                    TX      77571       Single Family
0       0         0.375       6.875                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.5                        BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.375                      GILBERT                    AZ      85297       PUD
0       0         0.375       6.75                       LITTLETON                  CO      80128       PUD
0       0         0.375       7.125                      BRIGANTINE                 NJ      08203       Condominium
0       0         0.375       6.875                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.75                       GLENDALE                   AZ      85303       Single Family
0       0         0.375       7                          MARICOPA                   AZ      85239       PUD
0       0         0.375       7                          ATLANTA                    GA      30315       Single Family
0       0         0.375       6.5                        RICHMOND                   CA      94801       Single Family
0       0         0.375       6.5                        MARICOPA                   AZ      85239       PUD
0       0         0.375       5.875                      YUBA CITY                  CA      95991       Single Family
0       0         0.375       6                          WILLIS                     TX      77378       Single Family
0       0         0.375       6.625                      DENVER                     CO      80211       Single Family
0       0         0.375       7.125                      LAS VEGAS                  NV      89147       Single Family
0       0         0.375       6.75                       CONVERSE                   TX      78109       PUD
0       0         0.375       6.625                      WINTERVILLE                NC      28590       Single Family
0       0         0.375       6.75                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.875                      LOOMIS                     CA      95650       Single Family
0       0         0.375       6.5                        PORTAGE                    MI      49024       Single Family
0       0         0.375       6.875                      SAN ANTONIO                TX      78245       PUD
0       0         0.375       7.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.75                       PRINEVILLE                 OR      97754       Single Family
0       0         0.375       7                          SAN ANTONIO                TX      78245       Single Family
0       0         0.375       6                          RIVERSIDE                  CA      92503       PUD
0       0         0.375       5.375                      PATASKALA                  OH      43062       Single Family
0       0         0.375       7.125                      ROCKVILLE                  MD      20853       Single Family
0       0         0.375       6.875                      MARICOPA                   AZ      85239       PUD
0       0         0.375       7.75                       ATLANTA                    GA      30310       PUD
0       0         0.375       7                          YUBA CITY                  CA      95991       Single Family
0       0         0.375       7.375                      COLUMBIA                   SC      29203       Single Family
0       0         0.375       6.5                        EVANS                      CO      80620       Single Family
0       0         0.375       6.5                        ALLAMUCHY TWP.             NJ      07840       PUD
0       0         0.375       6.875                      LYNNWOOD                   WA      98036       Single Family
0       0         0.375       6.125                      JOHNSTOWN                  CO      80534       PUD
0       0         0.375       7                          MARICOPA                   AZ      85239       PUD
0       0         0.375       6.375                      FAIRFAX                    VA      22033       Condominium
0       0         0.375       7                          DOWNEY                     CA      90240       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85085       PUD
0       0         0.375       6.25                       WILDOMAR                   CA      92595       Single Family
0       0         0.375       7                          BEND                       OR      97701       Single Family
0       0         0.375       6                          SAN ANTONIO                TX      78251       PUD
0       0         0.375       6.625                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.875                      VANCOUVER                  WA      98662       Single Family
0       0         0.375       6.75                       ST GEORGE                  UT      84770       2-4 Family
0       0         0.375       7                          RENTON                     WA      98058       Condominium
0       0         0.375       6                          BOWIE                      MD      20720       Single Family
0       0         0.375       6.625                      FREDERICKSBURG             VA      22408       PUD
0       0         0.375       6.75                       STAFFORD                   VA      22554       PUD
0       0         0.375       6.75                       SOUTH JORDAN               UT      84095       Single Family
0       0         0.375       7                          PHOENIX                    AZ      85023       2-4 Family
0       0         0.375       7                          TACOMA                     WA      98407       Single Family
0       0         0.375       6.375                      SAMMAMISH                  WA      98029       Condominium
0       0         0.375       6.375                      ELKRIDGE                   MD      21075       Single Family
0       0         0.375       6.5                        PORTLAND                   OR      97212       Single Family
0       0         0.375       6.75                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.625                      HENDERSON                  NV      89014       PUD
0       0         0.375       6.25                       MARICOPA                   AZ      85239       PUD
0       0         0.375       7.125                      LAS VEGAS                  NV      89120       PUD
0       0         0.375       6.375                      LITTLETON                  CO      80128       Single Family
0       0         0.375       7.875                      REDMOND                    OR      97756       2-4 Family
0       0         0.375       7.125                      DOUGLASVILLE               GA      30134       Single Family
0       0         0.375       6.875                      PASADENA                   MD      21122       PUD
0       0         0.375       6.625                      DELAWARE                   OH      43015       Single Family
0       0         0.375       7                          BULLHEAD CITY              AZ      86442       PUD
0       0         0.375       6.625                      WELLINGTON                 CO      80549       PUD
0       0         0.375       6.875                      MARICOPA                   AZ      85239       PUD
0       0         0.375       6.875                      DENVER                     CO      80206       Single Family
0       0         0.375       6.375                      LAS VEGAS                  NV      89141       PUD
0       0         0.375       6.75                       SOUTH EL MONTE             CA      91733       Single Family
0       0         0.375       6.75                       PORTLAND                   ME      04102       2-4 Family
0       0         0.375       7.125                      CANBY                      OR      97013       Single Family
0       0         0.375       6.125                      NORTH LAS VEGAS            NV      89031       PUD
0       0         0.375       6.5                        WOODBRIDGE                 VA      22193       PUD
0       0         0.375       6.75                       FORT WASHINGTON            MD      20744       Single Family
0       0         0.375       6.5                        ALBUQUERQUE                NM      87112       Single Family
0       0         0.375       6.25                       POCATELLO                  ID      83204       2-4 Family
0       0         0.375       7.125                      NAVARRE                    FL      32566       Single Family
0       0         0.375       6.875                      HANFORD                    CA      93230       Single Family
0       0         0.375       6.875                      VALPARAISO                 IN      46383       Single Family
0       0         0.375       6.75                       LACEY                      WA      98503       Single Family
0       0         0.375       6.875                      ARMANDA                    MI      48005       Single Family
0       0         0.375       7.125                      LAFAYETTE                  IN      47904       Single Family
0       0         0.25        6.25                       SAN DIEGO                  CA      92108       Condominium
0       0         0.25        6.75                       HEWLETT HARBOR             NY      11557       Single Family
0       0         0.25        5.875                      SAN DIEGO                  CA      92121       Single Family
0       0         0.25        5.875                      LONG BEACH                 CA      90808       Single Family
0       0         0.25        7                          GREENBURGH                 NY      10607       Single Family
0       0         0.25        6                          DEL MAR                    CA      92104       Single Family
0       0         0.25        6.75                       SANTA ROSA                 CA      95404       Single Family
0       0         0.25        6.5                        LADERA RANCH               CA      92694       Condominium
0       0         0.25        6.5                        SANTA CRUZ                 CA      95060       Condominium
0       0         0.25        7.25                       CARLSBAD                   CA      92009       PUD
0       0         0.25        6.125                      ALPINE                     CA      91901       Single Family
0       0         0.25        6.875                      VALLEJO                    CA      94591       Single Family
0       0         0.25        6.375                      DESTIN                     FL      32550       PUD
0       0         0.25        6.875                      GARDEN GROVE               CA      92843       2-4 Family
0       0         0.25        7                          MIAMI                      FL      33130       Condominium
0       0         0.25        6.375                      LAUREL                     MD      20707       Single Family
0       0         0.25        7.375                      COCONUT GROVE              FL      33133       Condominium
0       0         0.375       6.5                        Lehigh Acres               FL      33972       Single Family
0       0         0.375       6.75                       Whittier                   CA      90605       Single Family
0       0         0.375       6.625                      Dublin                     CA      94568       PUD
0       0         0.375       6.625                      Virginia Beach             VA      23464       Single Family
0       0         0.375       6.875                      Douglasville               GA      30135       PUD
0       0         0.375       6.875                      Palm Beach Gardens         FL      33418       Condominium
0       0         0.375       7.125                      Brighton                   CO      80601       Single Family
0       0         0.375       7                          Avondale                   AZ      85323       Single Family
0       0         0.375       6.875                      Virginia Beach             VA      23452       Single Family
0       0         0.25        6.875                      Bridgehampton              NY      11932       Single Family
0       0         0.25        6.75                       Hayes                      VA      23072       Single Family
0       0         0.375       7                          Culpepper                  VA      22701       PUD
0       0         0.375       7                          Colorado Springs           CO      80906       Single Family
0       0         0.375       6.875                      Salt Lake City             UT      84106       Single Family
0       0         0.375       6.875                      CANTON                     GA      30114       PUD
0       0         0.375       6.5                        DULUTH                     GA      30096       PUD
0       0         0.375       6.375                      REX                        GA      30273       Single Family
0       0         0.375       6.25                       NEWNAN                     GA      30263       PUD
0       0         0.375       6.875                      POWDER SPRINGS             GA      30127       PUD
0       0         0.375       6.625                      OAKWOOD                    GA      30566       PUD
0       0         0.375       6.125                      Laveen                     AZ      85339       PUD
0       0         0.375       6.5                        BALA CYNWYD                PA      19004       Single Family
0       0         0.375       7.125                      DIXON                      CA      95620       Single Family
0       0         0.375       6.375                      Woodstock                  GA      30188       PUD
0       0         0.375       6.875                      LAWRENCEVILLE              GA      30044       Condominium
0       0         0.375       7                          LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       6.625                      Atlanta                    GA      30310       Single Family
0       0         0.375       7                          TUCSON                     AZ      85747       PUD
0       0         0.375       7                          Jacksonville               FL      32205       Townhouse
0       0         0.375       6.5                        MECHANICSVILLE             MD      20659       Single Family
0       0         0.375       6.375                      Roswell                    GA      30075       Condominium
0       0         0.375       6.625                      Tucson                     AZ      85719       2-4 Family
0       0         0.375       6.375                      N Las Vegas                NV      89081       PUD
0       0         0.375       7.5                        Colorado Springs           CO      80911       Single Family
0       0         0.375       6.625                      Teton Village              WY      83025       Condominium
0       0         0.375       6.5                        PHOENIX                    AZ      85032       Single Family
0       0         0.375       6.875                      Buckeye                    AZ      85326       PUD
0       0         0.375       7.125                      Winter Haven               FL      33884       Single Family
0       0         0.375       7                          LAS VEGAS                  NV      89109       Condominium
0       0         0.375       6.625                      CORNELIUS                  NC      28031       PUD
0       0         0.375       7                          San Diego                  CA      92173       Condominium
0       0         0.375       6.75                       Tampa                      FL      33629       Single Family
0       0         0.375       7.125                      Marathon                   FL      33050       Single Family
0       0         0.375       7.125                      GAINESVILLE                VA      20155       PUD
0       0         0.375       6.5                        SANTA MARIA                CA      93454       Townhouse
0       0         0.375       6.5                        alameda                    CA      94501       Condominium
0       0         0.375       6.625                      Dallas                     TX      75204       Condominium
0       0         0.375       6.75                       Galloway                   NJ      08205       Condominium
0       0         0.375       5.875                      Mukilteo                   WA      98275       PUD
0       0         0.375       7.125                      Woodbridge                 VA      22191       Single Family
0       0         0.375       7.125                      Laveen                     AZ      85339       PUD
0       0         0.375       6.5                        Golden                     CO      80401       PUD
0       0         0.375       6.75                       Sierra Vista               AZ      85650       Single Family
0       0         0.375       7                          Atlanta                    GA      30310       Single Family
0       0         0.375       6.875                      Fort Lauderdale            FL      33311       Single Family
0       0         0.375       6.875                      Kissimmee                  FL      34758       Single Family
0       0         0.375       6.75                       Mcdonough                  GA      30253       PUD
0       0         0.375       6.875                      CHANDLER                   AZ      85249       PUD
0       0         0.375       6.75                       North Chicago              IL      60064       Single Family
0       0         0.375       6                          Las Vegas                  NV      89138       PUD
0       0         0.375       6.75                       ATLANTA                    GA      30326       Condominium
0       0         0.375       6.375                      LAS VEGAS                  NV      89129       Condominium
0       0         0.375       6.625                      UPLAND                     CA      91786       PUD
0       0         0.375       7                          Nekoosa                    WI      54457       Single Family
0       0         0.375       7                          OAKLAND                    CA      94602       Condominium
0       0         0.375       6.5                        RIVERDALE                  MD      20737       Single Family
0       0         0.375       6.5                        Banning                    CA      92220       Single Family
0       0         0.375       6.875                      Newnan                     GA      30265       PUD
0       0         0.375       6.375                      HILTON HEAD                SC      29928       Condominium
0       0         0.375       6.5                        BLUFFTON                   SC      29910       PUD
0       0         0.375       6.75                       Jacksonville               FL      32259       PUD
0       0         0.375       6.75                       Duluth                     GA      30096       PUD
0       0         0.375       6.625                      LEBANON                    NJ      08826       Single Family
0       0         0.375       6.875                      Stuart                     FL      34994       Condominium
0       0         0.375       6.75                       Mount Juliet               TN      37122       Single Family
0       0         0.375       6.75                       SANTA ANA                  CA      92706       PUD
0       0         0.375       6.875                      Whittier Area              CA      90601       PUD
0       0         0.375       6.75                       PEORIA                     AZ      85383       PUD
0       0         0.375       6.25                       LAWRENCEVILLE              GA      30045       PUD
0       0         0.375       6.875                      Arlington                  TX      76010       Single Family
0       0         0.375       7.125                      Detroit                    MI      48224       Single Family
0       0         0.375       7.125                      South Haven                MN      55382       Single Family
0       0         0.375       6.75                       Surprise                   AZ      85374       PUD
0       0         0.375       7.125                      TEMECULA                   CA      92592       PUD
0       0         0.375       7                          Sanford                    FL      32771       PUD
0       0         0.375       6.75                       Cape Coral                 FL      33993       Single Family
0       0         0.375       6.875                      Granite Bay                CA      95746       Single Family
0       0         0.375       7.125                      GAITHERSBURG               MD      20878       Condominium
0       0         0.375       6.75                       Las Vegas                  NV      89131       PUD
0       0         0.375       6.375                      Campbell                   CA      95008       Condominium
0       0         0.375       6.25                       Lincoln                    CA      95648       PUD
0       0         0.375       6.375                      Leander                    TX      78641       PUD
0       0         0.375       6.375                      Las Vegas                  NV      89108       PUD
0       0         0.375       6.75                       ALEXANDRIA                 VA      22303       PUD
0       0         0.375       6.875                      Guerneville                CA      95446       Single Family
0       0         0.375       6.375                      Salem                      NH      03079       Single Family
0       0         0.375       6.5                        Northborough               MA      01532       Single Family
0       0         0.375       6.625                      Las Vegas                  NV      89122       PUD
0       0         0.375       6.75                       Hilton Head Island         SC      29926       Condominium
0       0         0.375       6.625                      Saint Paul                 MN      55106       Single Family
0       0         0.375       6.625                      Las Vegas                  NV      89129       Single Family
0       0         0.375       6                          LAS VEGAS                  NV      89123       Single Family
0       0         0.375       6.375                      LAS VEGAS                  NV      89115       PUD
0       0         0.375       6.375                      FORT BRAGG                 CA      95437       Single Family
0       0         0.375       6.625                      Arcata                     CA      95521       Single Family
0       0         0.375       6.625                      Napa                       CA      94559       Single Family
0       0         0.375       6.75                       TURLOCK                    CA      95380       2-4 Family
0       0         0.375       6                          Richmond                   VA      23223       Single Family
0       0         0.375       6.5                        HAMPTON                    GA      30228       PUD
0       0         0.375       6.875                      Las Vegas                  NV      89130       PUD
0       0         0.375       6.125                      College Park               GA      30349       Single Family
0       0         0.375       7.75                       Stone Mountain             GA      30087       PUD
0       0         0.375       6.75                       NORTH VENICE               FL      34275       Single Family
0       0         0.375       6.875                      MANHATTAN BEACH            CA      90266       Single Family
0       0         0.375       6.875                      Oxon Hill                  MD      20745       Single Family
0       0         0.375       6.375                      Buckeye                    AZ      85326       PUD
0       0         0.375       6.75                       Millsboro                  DE      19966       Condominium
0       0         0.375       7.125                      Glen Allen                 VA      23059       Townhouse
0       0         0.375       7                          Sacramento                 CA      95820       Single Family
0       0         0.375       6.5                        Dallas                     GA      30132       Single Family
0       0         0.375       6.875                      Decatur                    GA      30034       Single Family
0       0         0.375       6.875                      PORTSMOUTH                 VA      23703       Single Family
0       0         0.375       6.625                      LAS VEGAS                  NV      89139       PUD
0       0         0.375       6.75                       TOLLESON                   AZ      85353       PUD
0       0         0.375       7.125                      Palmdale                   CA      93550       Single Family
0       0         0.375       6.25                       LAS VEGAS                  NV      89149       Single Family
0       0         0.375       6.625                      Roselle Park               NJ      07204       Single Family
0       0         0.375       7                          VALRICO                    FL      33594       PUD
0       0         0.375       7.125                      Hazel Crest                IL      60429       Single Family
0       0         0.375       6.5                        Brooklet                   GA      30415       Single Family
0       0         0.375       6.875                      California City            CA      93505       2-4 Family
0       0         0.375       7.125                      Bloomington                MN      55438       Single Family
0       0         0.375       6.625                      Las Vegas                  NV      89103       Condominium
0       0         0.375       5.875                      BRISTOW                    VA      20136       Single Family
0       0         0.375       7                          LOS ANGELES                CA      90001       2-4 Family
0       0         0.375       5.875                      CULPEPER                   VA      22701       Townhouse
0       0         0.375       6.75                       QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       6.75                       LAS VEGAS                  NV      89130       PUD
0       0         0.375       6.625                      North Port                 FL      34288       Single Family
0       0         0.375       6.5                        SAN JOSE                   CA      95122       Single Family
0       0         0.375       6.625                      ELK GROVE                  CA      95758       Single Family
0       0         0.375       6.75                       Chicago                    IL      60623       2-4 Family
0       0         0.375       6.75                       QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       6.625                      ESCONDIDO                  CA      92027       Condominium
0       0         0.375       6.75                       DUMFRIES                   VA      22026       PUD
0       0         0.375       6.375                      Greenwood Village          CO      80111       PUD
0       0         0.375       6.125                      Gilbert                    AZ      85234       PUD
0       0         0.375       7.125                      Fishers                    IN      46037       PUD
0       0         0.375       7                          LOS ANGELES                CA      90001       2-4 Family
0       0         0.375       6.75                       PEORIA                     AZ      85383       Single Family
0       0         0.375       7.625                      BEAUMONT                   CA      92223       PUD
0       0         0.375       6.875                      Denver                     CO      80238       Condominium
0       0         0.375       7                          Commerce City              CO      80022       Single Family
0       0         0.375       6.625                      COMMERCE CITY              CO      80022       PUD
0       0         0.375       6.625                      FRONT ROYAL                VA      22630       PUD
0       0         0.375       6.75                       CULPEPER                   VA      22701       PUD
0       0         0.375       6.75                       LEESBURG                   VA      20175       PUD
0       0         0.375       6.75                       SURPRISE                   AZ      85379       PUD
0       0         0.375       6.875                      Salt Lake City             UT      84118       Single Family
0       0         0.375       6.875                      COLUMBUS                   GA      31904       Single Family
0       0         0.375       6.25                       Phoenix                    AZ      85042       Single Family
0       0         0.375       6.875                      Los Angeles                CA      90011       2-4 Family
0       0         0.375       5.625                      Berlin                     MD      21811       PUD
0       0         0.375       6                          Phoenix                    AZ      85053       Single Family
0       0         0.375       6.875                      Jonesboro                  GA      30238       PUD
0       0         0.375       7                          Jonesboro                  GA      30238       PUD
0       0         0.375       7.125                      Prescott                   AZ      86303       PUD
0       0         0.375       6.875                      Minneapolis                MN      55418       Single Family
0       0         0.375       6.75                       ORLANDO                    FL      32836       PUD
0       0         0.375       6.75                       North Port                 FL      34288       Single Family
0       0         0.375       6.375                      Villa Park                 IL      60181       Single Family
0       0         0.375       6.625                      Rolling Meadows            IL      60008       Single Family
0       0         0.375       6.875                      LOS ANGELES                CA      91335       Single Family
0       0         0.375       7                          Monticello                 MN      55362       Single Family
0       0         0.375       6.875                      Chicago                    IL      60651       2-4 Family
0       0         0.375       6.875                      Culpepper                  VA      22701       PUD
0       0         0.375       6.5                        ALISO VIEJO                CA      92656       Condominium
0       0         0.375       6.75                       ROSEDALE                   MD      21237       PUD
0       0         0.375       7                          Maricopa                   AZ      85239       PUD
0       0         0.375       6.5                        Las Vegas                  NV      89108       Single Family
0       0         0.375       6.375                      Leander                    TX      78641       PUD
0       0         0.375       7.25                       LOUISVILLE                 KY      40211       Single Family
0       0         0.375       6.75                       Media                      PA      19063       Single Family
0       0         0.375       6.375                      Elk Grove                  CA      95758       Single Family
0       0         0.375       6.375                      Laveen                     AZ      85339       PUD
0       0         0.375       6.875                      Bandera                    TX      78003       Condominium
0       0         0.375       6.25                       Cocoa Beach                FL      32931       Condominium
0       0         0.375       6.5                        Las Vegas                  NV      89145       PUD
0       0         0.375       6.375                      ALEXANDRIA                 VA      22304       Condominium
0       0         0.375       7.125                      CENTREVILLE                VA      20120       PUD
0       0         0.375       7                          DAGSBORO                   DE      19939       PUD
0       0         0.375       6.75                       AKRON                      OH      44314       Single Family
0       0         0.375       6.75                       Harvey                     LA      70058       2-4 Family
0       0         0.375       6.875                      Elk Grove                  CA      95758       Single Family
0       0         0.375       6.75                       San Diego                  CA      92119       Single Family
0       0         0.375       6.75                       Harvey                     LA      70058       2-4 Family
0       0         0.375       7.125                      BUCKEYE                    AZ      85326       Single Family
0       0         0.375       7                          Highlands                  NC      28741       Single Family
0       0         0.375       6.875                      WOODBRIDGE                 VA      22193       PUD
0       0         0.375       7.125                      Kirkland                   WA      98033       2-4 Family
0       0         0.375       5.375                      UPPER MARLBORO             MD      20744       Condominium
0       0         0.375       6.5                        LOGANVILLE                 GA      30052       PUD
0       0         0.375       5.375                      SAVANNAH                   GA      31405       Single Family
0       0         0.375       6.5                        SAVANNAH                   GA      31405       Single Family
0       0         0.375       5.875                      BELLEVUE                   WA      98005       Single Family
0       0         0.375       5.875                      STRATFORD                  CT      06615       Single Family
0       0         0.375       6.75                       ORINDA                     CA      94563       Single Family
0       0         0.375       6.25                       SAINT PETERSBURG           FL      33712       Condominium
0       0         0.375       6                          GILBERT                    AZ      85296       Single Family
0       0         0.375       7.125                      HYATTSVILLE                MD      20784       Single Family
0       0         0.375       6.625                      PHOENIX                    AZ      85043       Single Family
0       0         0.375       6.875                      SHOREWOOD                  MN      55331       PUD
0       0         0.375       7                          MINNEAPOLIS                MN      55412       Single Family
0       0         0.375       6.875                      NORTH LAS VEGAS            NV      89085       PUD
0       0         0.375       6.875                      ASHBURN                    VA      20147       PUD
0       0         0.375       7.125                      WOOLWICH                   NJ      08085       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85020       Condominium
0       0         0.375       6.5                        INDIO                      CA      92201       PUD
0       0         0.375       6.5                        MIDDLE RIVER               MD      21220       PUD
0       0         0.375       6.375                      AVONDALE                   AZ      85323       PUD
0       0         0.375       7                          MARICOPA                   AZ      85239       PUD
0       0         0.375       6.625                      GILBERT                    AZ      85233       PUD
0       0         0.375       7                          PHOENIX                    AZ      85042       Single Family
0       0         0.375       6.625                      MONROE                     NY      10950       Single Family
0       0         0.375       6.625                      MANASSAS                   VA      20112       Single Family
0       0         0.375       6.625                      COTTONWOOD                 AZ      86326       Single Family
0       0         0.375       6.875                      GAITHERSBURG               MD      20877       Condominium
0       0         0.375       6.125                      LONG BEACH                 CA      90806       Single Family
0       0         0.375       6.75                       PEORIA                     AZ      85383       PUD
0       0         0.375       6.125                      FERNDALE                   WA      98248       Single Family
0       0         0.375       6.125                      MESA                       AZ      85203       2-4 Family
0       0         0.375       6.5                        WINSLOW TWP.               NJ      08081       Condominium
0       0         0.375       7                          MOHAVE VALLEY              AZ      86440       Single Family
0       0         0.375       7.25                       Van Nuys                   CA      91405       Single Family
0       0         0.25        6.375                      Southwest Ranches          FL      33330       Single Family
0       0         0.25        6.625                      Hesperia                   CA      92345       Single Family
0       0         0.375       6.75                       New Prague                 MN      56071       Single Family
0       0         0.375       7.125                      North Las Vegas            NV      89081       Single Family
0       0         0.375       7.125                      SMYRNA                     TN      37167       Single Family
0       0         0.375       6.25                       SANTA CLARA                CA      95050       Single Family
0       0         0.375       6.5                        Mount Airy                 MD      21771       PUD
0       0         0.375       6.375                      Humble                     TX      77345       PUD
0       0         0.375       7.125                      Columbus                   GA      31901       2-4 Family
0       0         0.375       6                          Littleton                  CO      80123       Single Family
0       0         0.375       6.25                       Sarasota                   FL      34233       Condominium
0       0         0.375       6.5                        Frisco                     TX      75034       PUD
0       0         0.375       6.375                      COLORADO SPRINGS           CO      80908       Single Family
0       0         0.25        6.625                      BRECKENRIDGE               CO      80424       PUD
0       0         0.25        6.875                      FRIDAY HARBOR              WA      98250       Single Family
0       0         0.25        6.875                      KEY BISCAYNE               FL      33149       Condominium
0       0         0.25        6.375                      BILLERICA                  MA      01821       Single Family
0       0         0.25        6.875                      MIAMI                      FL      33131       Condominium
0       0         0.25        5.875                      FULLERTON                  CA      92833       PUD
0       0         0.25        6.25                       SANTA BARBARA              CA      93105       Single Family
0       0         0.25        7.25                       GULF SHORES                AL      36542       2-4 Family
0       0         0.25        7                          NAPA                       CA      94558       Single Family
0       0         0.25        6.75                       LA CRESCENTA               CA      91214       Single Family
0       0         0.25        6.375                      SARATOGA                   CA      95070       Single Family
0       0         0.25        7                          VISTA                      CA      92083       Single Family
0       0         0.25        6.5                        MOUNT PLEASANT             SC      29464       PUD
0       0         0.25        7.75                       TWIN PEAKS                 CA      92391       Single Family
0       0         0.25        6.375                      NAPA                       CA      94558       Single Family
0       0         0.25        6.875                      AVENTURA                   FL      33160       Condominium
0       0         0.25        6.625                      FLUSHING                   NY      11354       Single Family
0       0         0.25        6.5                        EL CAJON                   CA      92019       Single Family
0       0         0.375       6.5                        FOUNTAIN                   CO      80817       PUD
0       0         0.375       6.625                      PHOENIX                    AZ      85045       PUD
0       0         0.375       7                          HALETHORPE                 MD      21227       Condominium
0       0         0.375       6.75                       MONTROSE                   CO      81401       Single Family
0       0         0.375       7                          BERWYN HEIGHTS             MD      20740       Single Family
0       0         0.375       7                          CASTLE ROCK                CO      80109       PUD
0       0         0.375       6.75                       COMPTON                    CA      90221       Single Family
0       0         0.375       7                          TRABURN CANYON             CA      92679       Single Family
0       0         0.375       6.375                      RUTHER GLEN                VA      22546       PUD
0       0         0.375       6.875                      PHOENIX                    AZ      85032       PUD
0       0         0.375       6.875                      COLORADO SPRINGS           CO      80903       Single Family
0       0         0.375       7                          LAS VEGAS                  NV      89103       Condominium
0       0         0.375       7.125                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       7.125                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       6.5                        WALDORF                    MD      20601       Single Family
0       0         0.375       6.5                        NORWALK                    CA      90650       Single Family
0       0         0.375       5.875                      GAITHERSBURG               MD      20877       Condominium
0       0         0.375       7                          MILILANI                   HI      96789       Single Family
0       0         0.375       6.5                        PLAYA VISTA                CA      90094       Condominium
0       0         0.375       6.5                        GILBERT                    AZ      85236       PUD
0       0         0.375       6.25                       WINDSOR                    CO      80550       PUD
0       0         0.375       6.625                      GRAND RAPIDS               MI      49506       Single Family
0       0         0.375       6.625                      YUBA CITY                  CA      95991       Single Family
0       0         0.375       6.75                       KENT                       WA      98042       PUD
0       0         0.375       6                          KINGSBURG                  CA      93631       Single Family
0       0         0.375       6.875                      BEND                       OR      97701       Single Family
0       0         0.375       6.875                      CHICO                      CA      95928       Single Family
0       0         0.375       6.875                      CHICO                      CA      95973       Single Family
0       0         0.375       6.25                       TRAVELERS REST             SC      29690       PUD
0       0         0.25        6.75                       Lehi                       UT      84043       Single Family
0       0         0.375       5.75                       THE WOODLANDS              TX      77380       Condominium
0       0         0.375       6.25                       CARR                       CO      80612       Single Family
0       0         0.375       6.875                      RALEIGH                    NC      27612       PUD
0       0         0.375       6.875                      CONVERSE                   TX      78109       PUD
0       0         0.375       6                          ROUND LAKE                 IL      60073       Single Family
0       0         0.375       6.125                      AVONDALE                   AZ      85323       PUD
0       0         0.375       6.75                       HERNDON                    VA      20170       Single Family
0       0         0.375       6.5                        CHICAGO                    IL      60617       2-4 Family
0       0         0.375       6.75                       SAN ANTONIO                TX      78245       PUD
0       0         0.375       6.5                        OXON HILL                  MD      20745       PUD
0       0         0.375       6.625                      DENVER                     CO      80249       Single Family
0       0         0.375       6.125                      WAUKESHA                   WI      53186       2-4 Family
0       0         0.375       5.875                      BEND                       OR      97702       Single Family
0       0         0.375       5.75                       BEDFORD                    TX      76022       PUD
0       0         0.375       6.75                       EASLEY                     SC      29642       PUD
0       0         0.375       6.125                      FALLS CHURCH               VA      22046       Condominium
0       0         0.375       6.625                      LITHONIA                   GA      30058       PUD
0       0         0.375       6.25                       CARSON                     CA      90746       Single Family
0       0         0.375       7                          LONG BEACH                 CA      90804       Condominium
0       0         0.375       6.5                        KISSIMMEE                  FL      34759       PUD
0       0         0.375       7.125                      GILBERT                    AZ      85234       PUD
0       0         0.375       7                          MARICOPA                   AZ      85239       PUD
0       0         0.375       6.75                       Orchard Park               NY      14127       Single Family
0       0         0.375       6.5                        Jacksonville               FL      32256       PUD
0       0         0.375       6.5                        Pompano Beach              FL      33068       PUD
0       0         0.375       5.75                       Peachtree City             GA      30269       Single Family
0       0         0.375       6                          Sanford                    FL      32771       Single Family
0       0         0.375       6.875                      Minneapolis                MN      55430       Single Family
0       0         0.375       6.25                       North Las Vegas            NV      89084       PUD
0       0         0.375       7                          Harrison                   OH      45030       Single Family
0       0         0.375       6.25                       Jacksonville               FL      32219       Single Family
0       0         0.375       6.75                       Danville                   IN      46122       Single Family
0       0         0.375       6                          Naples                     FL      34105       PUD
0       0         0.375       6.375                      SAINT ALBANS               NY      11412       Single Family
0       0         0.375       5.875                      Newport News               VA      23602       Condominium
0       0         0.375       6.75                       Newport Coast              CA      92657       Condominium
0       0         0.375       7.125                      Mesa                       AZ      85203       Single Family
0       0         0.375       6.75                       Peoria                     AZ      85345       PUD
0       0         0.375       6.375                      TRENTON                    NJ      08620       Single Family
0       0         0.375       6.625                      ORLANDO                    FL      32804       Single Family
0       0         0.25        6.875                      Frederick                  MD      21702       Single Family
0       0         0.25        7                          SAN ANTONIO                TX      78258       PUD
0       0         0.25        6.875                      Phoenix                    AZ      85021       Condominium
0       0         0.25        7                          Kissimmee                  FL      34758       PUD
0       0         0.25        6.5                        Orlando                    FL      32807       Single Family
0       0         0.25        5.75                       Hollywood                  FL      33028       Single Family
0       0         0.25        6.5                        Surprise                   AZ      85379       PUD
0       0         0.375       5.875                      Atlanta                    GA      30318       Single Family
0       0         0.375       6.25                       Atlanta                    GA      30319       PUD
0       0         0.375       5.875                      Ashburn                    VA      20148       PUD
0       0         0.375       6.875                      Atlanta                    GA      30309       Condominium
0       0         0.375       5.875                      Loganville                 GA      30052       PUD
0       0         0.375       7.625                      Henderson                  NV      89015       PUD
0       0         0.375       5.875                      Lanham                     MD      20706       Single Family
0       0         0.375       6                          Arvada                     CO      80005       Single Family
0       0         0.375       6.75                       Miami                      FL      33176       PUD
0       0         0.375       6.5                        Gainesville                FL      32605       PUD
0       0         0.375       7.25                       College Park               MD      20740       Single Family
0       0         0.375       6.25                       Westfield Center           OH      44251       Single Family
0       0         0.375       6.125                      Sterling Heights           MI      48313       Condominium
0       0         0.375       6.375                      Brazil                     IN      47834       Single Family
0       0         0.375       6.125                      Sellersburg                IN      47172       Single Family
0       0         0.375       5.875                      Fairview Park              OH      44126       Single Family
0       0         0.375       6.5                        Farmington Hills           MI      48335       Single Family
0       0         0.375       6.375                      Monroe                     OH      45050       PUD
0       0         0.375       6.25                       Elk River                  MN      55330       Single Family
0       0         0.375       6.125                      Canton                     OH      44705       Single Family
0       0         0.25        6.5                        Oakland                    CA      94601       Single Family
0       0         0.375       6.5                        Wauconda                   IL      60084       Single Family
0       0         0.375       6.25                       Overland Park              KS      66212       Single Family
0       0         0.375       6.25                       Mesa                       AZ      85215       PUD
0       0         0.375       7                          Lakeside                   CA      92040       Single Family
0       0         0.375       6.625                      PALMDALE                   CA      93550       Single Family
0       0         0.375       6.875                      HUNTINGTON PARK            CA      90255       Condominium
0       0         0.375       6                          INDIO                      CA      92203       Single Family
0       0         0.375       6.5                        Northridge                 CA      91326       Condominium
0       0         0.375       6                          Scottsdale                 AZ      85260       Single Family
0       0         0.375       6.875                      Rockwall                   TX      75032       Single Family
0       0         0.375       6.75                       College Park               GA      30349       PUD
0       0         0.375       6.875                      RIVERTON                   UT      84065       PUD
0       0         0.375       5.875                      West Hills                 CA      91307       Single Family
0       0         0.375       6.375                      Gaithersburg               MD      20878       PUD
0       0         0.375       7                          Sacramento                 CA      95821       Single Family
0       0         0.375       6.875                      BRENTWOOD                  CA      94513       Single Family
0       0         0.375       6.375                      GLEN BURNIE                MD      21060       Manufactured Home
0       0         0.375       6.125                      Orlando                    FL      32808       Condominium
0       0         0.375       6.5                        DAVENPORT                  FL      33897       PUD
0       0         0.375       6.5                        Salt Lake City             UT      84105       Single Family
0       0         0.375       7                          SAN JOSE                   CA      95120       Single Family
0       0         0.375       5.25                       HILTON HEAD ISLAND         SC      29928       Condominium
0       0         0.375       7                          BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.375                      SOUTH SAINT PAUL           MN      55075       Single Family
0       0         0.375       7                          GARDEN GROVE               CA      92843       Single Family
0       0         0.375       6.25                       SURPRISE                   AZ      85374       PUD
0       0         0.375       6.75                       LANHAM                     MD      20706       Single Family
0       0         0.375       6.75                       GLENDALE                   AZ      85308       Single Family
0       0         0.375       7.125                      GLENDALE                   AZ      85303       Single Family
0       0         0.375       7.125                      ARLINGTON                  VA      22204       Single Family
0       0         0.375       6.5                        MESA                       AZ      85205       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85027       Single Family
0       0         0.375       6.625                      ORLANDO                    FL      32807       Single Family
0       0         0.375       6.5                        BAY CITY                   MI      48706       Single Family
0       0         0.375       6.625                      CHARLOTTE                  NC      28208       PUD
0       0         0.375       7                          APACHE JUNCTION            AZ      85219       Single Family
0       0         0.375       7.125                      LAS VEGAS                  NV      89115       Single Family
0       0         0.375       6.75                       MARICOPA                   AZ      85239       PUD
0       0         0.375       6.5                        Riviera Beach              FL      33404       PUD
0       0         0.375       6.125                      Hinsdale                   IL      60521       Single Family
0       0         0.375       6.875                      Chandler                   AZ      85224       Single Family
0       0         0.375       7                          Jackson                    MS      39216       2-4 Family
0       0         0.375       6.75                       Peoria                     AZ      85381       Single Family
0       0         0.375       6.75                       Orlando                    FL      32806       Single Family
0       0         0.375       7.125                      COOLIDGE                   AZ      85228       PUD
0       0         0.375       6.75                       OLDSMAR                    FL      34677       Condominium
0       0         0.375       7.125                      BAYONNE                    NJ      07002       2-4 Family
0       0         0.375       6.625                      WHITEHOUSE STATION         NJ      08889       Single Family
0       0         0.375       6.75                       GAINESVILLE                GA      30501       Single Family
0       0         0.375       6.25                       WOODBRIDGE                 VA      22193       Single Family
0       0         0.375       8                          JACKSONVILLE               FL      32226       PUD
0       0         0.375       6.375                      LAS VEGAS                  NV      89138       PUD
0       0         0.375       7.125                      LAKE STEVENS               WA      98258       Single Family
0       0         0.375       7.125                      TOMS RIVER                 NJ      08753       Single Family
0       0         0.375       7                          CHANDLER                   AZ      85249       PUD
0       0         0.375       7.125                      CASSELBERRY                FL      32730       Single Family
0       0         0.375       7.125                      PERTH AMBOY                NJ      08861       Condominium
0       0         0.375       6.75                       GLENDALE                   AZ      85306       Single Family
0       0         0.375       6.625                      CANOGA PARK                CA      91304       Condominium
0       0         0.375       6.875                      GERMANTOWN                 MD      20874       Condominium
0       0         0.375       6.75                       LAS VEGAS                  NV      89130       Condominium
0       0         0.375       6.875                      TEMPE                      AZ      85281       PUD
0       0         0.375       6.5                        SCOTTSDALE                 AZ      85255       Single Family
0       0         0.375       6.5                        ALEXANDRIA                 VA      22307       Condominium
0       0         0.375       6.75                       Jonesboro                  GA      30236       PUD
0       0         0.375       7                          Wilmington                 DE      19805       Single Family
0       0         0.375       6.75                       SURPRISE                   AZ      85379       PUD
0       0         0.375       5.875                      Indianapolis               IN      46202       Condominium
0       0         0.375       7.125                      LANCASTER                  PA      17603       Single Family
0       0         0.375       6.75                       WILMINGTON                 NC      28401       Condominium
0       0         0.375       6.375                      CHANDLER                   AZ      85224       PUD
0       0         0.375       7                          FALLS CHURCH               VA      22042       Single Family
0       0         0.375       7                          LANCASTER                  CA      93536       Single Family
0       0         0.375       7.125                      HOBOKEN                    NJ      07030       Single Family
0       0         0.375       5.75                       SAINT MICHAEL              MN      55376       Single Family
0       0         0.375       6.875                      LAS VEGAS                  NV      89122       PUD
0       0         0.375       7                          HUNTINGTON BEACH           CA      92646       Single Family
0       0         0.375       7.125                      MESA                       AZ      85204       Single Family
0       0         0.375       7.125                      Littleton                  CO      80125       Single Family
0       0         0.375       6.125                      Minneapolis                MN      55408       2-4 Family
0       0         0.375       6.875                      Chicago                    IL      60622       2-4 Family
0       0         0.375       6                          BONITA SPRINGS             FL      34135       PUD
0       0         0.375       5.625                      North Wales                PA      19454       Single Family
0       0         0.375       7                          Twentynine Palms           CA      92277       Single Family
0       0         0.375       6.75                       DAVENPORT                  FL      33896       Condominium
0       0         0.375       6.25                       CLEARWATER                 FL      33760       Single Family
0       0         0.375       6.5                        Palm Coast                 FL      32137       Single Family
0       0         0.375       7                          Aurora                     CO      80010       Single Family
0       0         0.375       7.125                      Omaha                      NE      68104       Single Family
0       0         0.375       7                          Fountain                   CO      80817       2-4 Family
0       0         0.375       6.5                        Lake Worth                 FL      33463       Single Family
0       0         0.375       6.25                       Fort Lauderdale            FL      33321       PUD
0       0         0.375       7                          Phoenix                    AZ      85032       Single Family
0       0         0.375       6.75                       TONOPAH                    AZ      85354       Single Family
0       0         0.375       6.75                       Palm Bay                   FL      32909       PUD
0       0         0.375       6.25                       SEA GIRT                   NJ      08750       Single Family
0       0         0.375       6.5                        Huntley                    IL      60142       Single Family
0       0         0.375       6.875                      Maryville                  TN      37803       Single Family
0       0         0.375       6                          CLERMONT                   FL      34714       PUD
0       0         0.375       6.125                      Saint Cloud                FL      34769       Single Family
0       0         0.375       6.75                       MOHAVE VALLEY              AZ      86440       Single Family
0       0         0.375       6.5                        ALEXANDRIA                 VA      22309       Single Family
0       0         0.375       6.875                      CHANDLER                   AZ      85226       PUD
0       0         0.375       6.375                      SCOTTSDALE                 AZ      85262       PUD
0       0         0.375       7                          PHOENIX                    AZ      85043       PUD
0       0         0.375       6.625                      TUSTIN                     CA      92782       Condominium
0       0         0.375       6.375                      Jacksonville               FL      32211       Single Family
0       0         0.375       6.875                      PERRIS                     CA      92571       PUD
0       0         0.375       6.375                      Jacksonville               FL      32211       Single Family
0       0         0.375       6.375                      Jacksonville               FL      32211       Single Family
0       0         0.375       6.5                        HENDERSON                  NV      89074       PUD
0       0         0.375       6.5                        IRVINE                     CA      92603       Condominium
0       0         0.375       6.875                      Laveen                     AZ      85339       PUD
0       0         0.375       6                          Laguna Beach               CA      92651       Single Family
0       0         0.375       5.875                      MIAMI                      FL      33143       Single Family
0       0         0.375       6.75                       CHANDLER                   AZ      85226       PUD
0       0         0.375       7                          KINGWOOD                   TX      77339       Single Family
0       0         0.375       5.875                      OCEAN TWP.                 NJ      08758       Single Family
0       0         0.375       6.625                      PHOENIX                    AZ      85016       Condominium
0       0         0.375       6.5                        Windermere                 FL      34786       PUD
0       0         0.375       6.25                       Windermere                 FL      34786       PUD
0       0         0.375       6.375                      Homer Glen                 IL      60491       Single Family
0       0         0.375       5.625                      Longwood                   FL      32750       Single Family
0       0         0.375       6.5                        Coconut Creek              FL      33063       Condominium
0       0         0.375       5.75                       Miramar                    FL      33027       PUD
0       0         0.375       6.375                      Owings Mills               MD      21117       PUD
0       0         0.25        6.875                      Seminole                   AL      36574       PUD
0       0         0.375       6.625                      Chandler                   AZ      85225       PUD
0       0         0.375       6.875                      ATLANTA                    GA      30331       PUD
0       0         0.375       7.125                      LOS ANGELES                CA      90026       2-4 Family
0       0         0.25        6.5                        Alexandria                 VA      22304       Condominium
0       0         0.375       7                          ROSEVILLE                  CA      95747       Single Family
0       0         0.375       6.875                      SACRAMENTO                 CA      95834       Single Family
0       0         0.375       7                          PINAL COUNTY               AZ      85242       PUD
0       0         0.375       6.75                       Bowie                      MD      20715       Single Family
0       0         0.375       6.875                      Stockbridge                GA      30281       PUD
0       0         0.375       6.75                       Detroit Lakes              MN      56501       Single Family
0       0         0.375       6.375                      Stephens City              VA      22655       PUD
0       0         0.375       6.125                      Lancaster                  CA      93535       Single Family
0       0         0.375       5.75                       Stafford                   VA      22554       Single Family
0       0         0.375       6.375                      Menifee                    CA      92584       Single Family
0       0         0.375       7                          Atlanta                    GA      30349       Single Family
0       0         0.375       6.875                      COVINGTON                  GA      30016       PUD
0       0         0.375       7                          Garden City                GA      31408       Single Family
0       0         0.375       6.25                       St Petersburg              FL      33714       Single Family
0       0         0.375       6.75                       West Warwick               RI      02893       Single Family
0       0         0.375       6.5                        MOUNTAIN HOUSE             CA      94583       Single Family
0       0         0.375       6.5                        Charlotte                  NC      28216       PUD
0       0         0.375       5.875                      Galena                     OH      43021       Single Family
0       0         0.375       6.75                       North Hollywood            CA      91605       Single Family
0       0         0.375       8.25                       Maricopa                   AZ      85239       PUD
0       0         0.375       7.125                      Baltimore                  MD      21231       Single Family
0       0         0.375       6.875                      Lithonia                   GA      30058       Single Family
0       0         0.375       6.5                        WASHINGTON                 DC      20017       Single Family
0       0         0.375       5.625                      MESA                       AZ      85207       Single Family
0       0         0.375       6.5                        ROSWELL                    GA      30076       Townhouse
0       0         0.375       5.625                      Adelanto                   CA      92301       Single Family
0       0         0.375       7.125                      Queen Creek                AZ      85243       PUD
0       0         0.375       6.5                        Los Angeles                CA      90042       Condominium
0       0         0.375       7                          Waukegan                   IL      60085       Single Family
0       0         0.375       6.5                        Los Angeles                CA      90042       Condominium
0       0         0.375       6.625                      Riverside                  CA      92506       2-4 Family
0       0         0.375       6.125                      DALLAS                     TX      75214       Single Family
0       0         0.375       6.625                      Washington                 DC      20020       PUD
0       0         0.375       7                          Miami                      FL      33133       Single Family
0       0         0.375       6.875                      LINCOLN                    CA      95648       Single Family
0       0         0.375       6.75                       DOUGLASVILLE               GA      30135       PUD
0       0         0.375       6.25                       Sacramento                 CA      95829       Single Family
0       0         0.375       6.375                      Tucson                     AZ      85706       Single Family
0       0         0.375       6.875                      TRACY                      CA      95304       Single Family
0       0         0.375       6.875                      Queen Creek                AZ      85242       Single Family
0       0         0.375       6.25                       Hawthorne                  CA      90250       2-4 Family
0       0         0.375       7.25                       ALPHARETTA                 GA      30004       PUD
0       0         0.375       5.875                      Dallas                     TX      75216       Single Family
0       0         0.375       6.75                       Apple Valley               CA      92308       Single Family
0       0         0.375       5.875                      ROSEVILLE                  CA      95747       PUD
0       0         0.375       6.375                      Redlands                   CA      92373       PUD
0       0         0.375       6.875                      CLEVELAND                  TN      37323       Single Family
0       0         0.375       7                          RANCHO CUCAMONGA           CA      91739       Single Family
0       0         0.375       6.875                      MARICOPA                   AZ      85239       PUD
0       0         0.375       6.625                      WASHINGTON                 DC      20005       Condominium
0       0         0.375       6.625                      Lake Elsinore              CA      92532       PUD
0       0         0.375       7                          Miami                      FL      33147       Single Family
0       0         0.375       6.375                      Woodbridge                 VA      22191       Condominium
0       0         0.375       5.75                       South Holland              IL      60473       Single Family
0       0         0.375       6.375                      PAHRUMP                    NV      89060       Single Family
0       0         0.375       6.375                      Lakeville                  MN      55044       Townhouse
0       0         0.375       6.875                      LOS ANGELES                CA      90046       Single Family
0       0         0.375       6.375                      Fort Pierce                FL      34947       2-4 Family
0       0         0.375       6.875                      Kelseyville                CA      95451       Single Family
0       0         0.375       6.375                      LATHROP                    CA      95330       Single Family
0       0         0.375       6                          WOODSTOCK                  GA      30188       PUD
0       0         0.375       6.875                      ATLANTA                    GA      30331       PUD
0       0         0.375       6.375                      Fort Pierce                FL      34947       2-4 Family
0       0         0.375       7                          MAPLE GROVE                MN      55311       PUD
0       0         0.375       6.375                      Fort Pierce                FL      34947       2-4 Family
0       0         0.375       6.875                      OCALA                      FL      34474       PUD
0       0         0.375       6                          SANFORD                    FL      32771       PUD
0       0         0.375       7.125                      PHOENIX                    AZ      85086       PUD
0       0         0.375       6.875                      CHANDLER                   AZ      85225       Condominium
0       0         0.375       6.5                        Leesburg                   VA      20176       Single Family
0       0         0.375       6.25                       Sturtevant                 WI      53177       Condominium
0       0         0.375       6.75                       Marietta                   GA      30064       Single Family
0       0         0.375       6.75                       Gaithersburg               MD      20877       Townhouse
0       0         0.375       6.5                        Reno                       NV      89506       PUD
0       0         0.375       7.125                      Maricopa                   AZ      85239       PUD
0       0         0.375       6.25                       PHOENIX                    AZ      85042       Single Family
0       0         0.375       6.125                      Richfield                  MN      55423       Single Family
0       0         0.375       7                          Chicago                    IL      60638       Townhouse
0       0         0.375       6                          VANCOVER                   WA      98693       Single Family
0       0         0.375       6.125                      Saint Paul                 MN      55105       Single Family
0       0         0.375       6.5                        Minneapolis                MN      55406       Single Family
0       0         0.375       6.875                      Las Vegas                  NV      89123       Single Family
0       0         0.375       6.875                      Lodi                       NJ      07644       2-4 Family
0       0         0.375       6.875                      Richmond                   CA      94804       Single Family
0       0         0.375       6.625                      HIGHLANDS RANCH            CO      80129       Condominium
0       0         0.375       6.25                       ALPHARETTA                 GA      30004       Single Family
0       0         0.375       6.75                       Las Vegas                  NV      89148       PUD
0       0         0.375       7                          Newark                     NJ      07104       2-4 Family
0       0         0.375       7.125                      Fredericksbrg              VA      22407       PUD
0       0         0.375       6.375                      Phoenix                    AZ      85053       Single Family
0       0         0.375       6.125                      Washington                 DC      20002       2-4 Family
0       0         0.375       7.125                      Fredericksbrg              VA      22408       PUD
0       0         0.375       6.25                       Cambridge                  MD      21613       Townhouse
0       0         0.375       6.25                       Henderson                  NV      89052       PUD
0       0         0.375       6.375                      Elk River                  MN      55330       Condominium
0       0         0.375       6.375                      Romoland                   CA      92585       Single Family
0       0         0.375       7                          PHOENIX                    AZ      85020       Single Family
0       0         0.375       7.125                      ORTING                     WA      98360       PUD
0       0         0.375       6.375                      Henderson                  NV      89015       Single Family
0       0         0.375       5.625                      N Las Vegas                NV      89085       PUD
0       0         0.375       6.25                       Las Vegas                  NV      89131       Single Family
0       0         0.375       6.25                       Palm Desert                CA      92211       PUD
0       0         0.375       7.125                      Laveen                     AZ      85339       PUD
0       0         0.375       6.375                      WHITTIER                   CA      90604       Single Family
0       0         0.375       6.625                      Scottsdale                 AZ      85254       PUD
0       0         0.375       6.875                      Marietta                   GA      30064       2-4 Family
0       0         0.375       6.875                      STANTON                    CA      90680       Single Family
0       0         0.375       7                          Tampa                      FL      33629       Single Family
0       0         0.375       6.875                      Cape Coral                 FL      33990       Condominium
0       0         0.375       6.375                      Ocoee                      FL      34761       PUD
0       0         0.375       6.25                       Largo                      FL      33770       PUD
0       0         0.375       6.75                       Jacksonville               FL      32244       PUD
0       0         0.375       6.5                        Chattanooga                TN      37405       Single Family
0       0         0.375       6.875                      TORRANCE Area              CA      90502       Condominium
0       0         0.375       6.75                       ST. AUGUSTINE              FL      32084       Single Family
0       0         0.375       6.875                      Peyton                     CO      80831       PUD
0       0         0.375       7.125                      Surprise                   AZ      85379       PUD
0       0         0.375       7                          SAN MARCOS                 CA      92078       PUD
0       0         0.375       6.375                      Fort Meyers                FL      33912       PUD
0       0         0.375       6.75                       LOS LUNAS                  NM      87031       Single Family
0       0         0.375       6.75                       Colorado Springs           CO      80917       PUD
0       0         0.375       7.125                      SAN DIEGO                  CA      92127       Condominium
0       0         0.375       7.125                      ANNAPOLIS                  MD      21401       PUD
0       0         0.375       7                          Saint Augustine            FL      32084       Single Family
0       0         0.375       6.25                       STAFFORD                   VA      22554       PUD
0       0         0.375       7                          Federal Way                WA      98023       Single Family
0       0         0.375       6                          SUWANEE                    GA      30024       Single Family
0       0         0.375       6.25                       North Port                 FL      34287       Single Family
0       0         0.375       6.875                      LOS ANGELES                CA      90002       2-4 Family
0       0         0.375       6.875                      TUSTIN                     CA      92780       Condominium
0       0         0.375       6.375                      Phoenix                    AZ      85022       PUD
0       0         0.375       6.125                      MENIFEE                    CA      92584       PUD
0       0         0.375       6.75                       ALPARETTA                  GA      30004       PUD
0       0         0.375       6.875                      Murrieta                   CA      92562       Single Family
0       0         0.375       6.75                       W JORDAN                   UT      84088       Single Family
0       0         0.375       7                          Flagler Beach              FL      32136       Condominium
0       0         0.375       7                          Las Vegas                  NV      89117       Condominium
0       0         0.375       7.125                      ELK GROVE                  CA      95624       Single Family
0       0         0.375       6.125                      Alpharetta                 GA      30004       PUD
0       0         0.375       6.875                      Washington                 DC      20011       Single Family
0       0         0.375       6.875                      Schertz                    TX      78154       PUD
0       0         0.375       6.75                       Apollo Beach               FL      33572       PUD
0       0         0.375       6.5                        Las Vegas                  NV      89104       Condominium
0       0         0.375       6.75                       Orange Park                FL      32003       Condominium
0       0         0.375       7                          NORTH LAS VEGAS            NV      89084       Single Family
0       0         0.375       7.125                      PUEBLO                     CO      81001       Single Family
0       0         0.375       7.125                      Cape Coral                 FL      33993       Single Family
0       0         0.375       6.5                        Alpharetta                 GA      30004       Condominium
0       0         0.375       7                          Hyattesville               MD      21781       Single Family
0       0         0.25        5.875                      Snoqualmie                 WA      98065       PUD
0       0         0.375       6.5                        COLUMBUS                   OH      43205       Single Family
0       0         0.375       5.625                      Reno                       NV      89521       PUD
0       0         0.375       6.875                      Ocean City                 MD      21842       Condominium
0       0         0.375       6.5                        Yucaipa                    CA      92399       Single Family
0       0         0.375       5.375                      Mesa                       AZ      85207       Single Family
0       0         0.375       6.875                      Bakersfield                CA      93314       Single Family
0       0         0.375       6.375                      LAS VEGAS                  NV      89115       PUD
0       0         0.375       6.875                      LOS ANGELES                CA      90041       Single Family
0       0         0.375       6.75                       CENTREVILLE                VA      20120       Single Family
0       0         0.375       6.5                        ATLANTA                    GA      30308       2-4 Family
0       0         0.375       7                          MANASSAS                   VA      20110       Single Family
0       0         0.375       6.75                       Franklin                   TN      37064       Single Family
0       0         0.375       6.5                        HENDERSON                  NV      89014       Single Family
0       0         0.375       6.25                       GAITHERSBURG               MD      20879       PUD
0       0         0.375       6.75                       TRACY                      CA      95304       Single Family
0       0         0.375       5.75                       Castle Rock                CO      80108       PUD
0       0         0.375       7                          KAPOLEI                    HI      96707       Condominium
0       0         0.375       6.25                       Oxnard                     CA      93030       Single Family
0       0         0.375       6.875                      INDEPENDENCE               MO      64056       2-4 Family
0       0         0.375       7.125                      MIRAMAR                    FL      33023       Single Family
0       0         0.375       6.875                      Independence               MO      64056       2-4 Family
0       0         0.375       7                          Cape Coral                 FL      33909       Single Family
0       0         0.375       6.875                      Kingman                    AZ      86409       Single Family
0       0         0.375       6.375                      Murrieta                   CA      92563       PUD
0       0         0.375       7.125                      Virginia Beach             VA      23456       Single Family
0       0         0.375       6.25                       Murrieta                   CA      92563       PUD
0       0         0.375       6.75                       Reno                       NV      89509       Single Family
0       0         0.375       6.75                       GILBERT                    AZ      85296       Single Family
0       0         0.375       5.25                       INVERNESS LANE             IL      60067       Single Family
0       0         0.375       5.875                      HICKORY                    NC      28602       Single Family
0       0         0.375       5.625                      SAN DIEGO                  CA      92128       PUD
0       0         0.375       6.375                      TETON VILLAGE              WY      83025       Condominium
0       0         0.375       5.625                      NEWPORT BEACH              CA      92663       Condominium
0       0         0.375       5.75                       COVINGTON                  GA      30014       PUD
0       0         0.375       6.875                      LAS VEGAS                  NV      89115       PUD
0       0         0.375       6.875                      CASTLE ROCK                CO      80108       PUD
0       0         0.375       6.875                      Port Charlotte             FL      33952       Single Family
0       0         0.375       6.75                       Land O Lakes               FL      34638       PUD
0       0         0.375       6.375                      West Sacramento            CA      95691       Single Family
0       0         0.375       6.875                      Moreno Valley              CA      92557       Single Family
0       0         0.375       7                          HAMPTON                    GA      30228       PUD
0       0         0.375       6.875                      LOGANVILLE                 GA      30052       PUD
0       0         0.375       6.625                      GAINESVILLE                GA      30504       PUD
0       0         0.375       6.125                      Summerville                SC      29483       PUD
0       0         0.375       7                          Freehold                   NJ      07728       Condominium
0       0         0.375       6.125                      Santa Clarita              CA      91350       Single Family
0       0         0.375       6.5                        Merced                     CA      95340       Single Family
0       0         0.375       6.25                       Riverside                  CA      92508       PUD
0       0         0.375       6.75                       Cloverdale                 CA      95425       Condominium
0       0         0.375       6.375                      Fredericksburg             VA      22405       PUD
0       0         0.375       6.375                      Panama City Beach          FL      32413       Condominium
0       0         0.375       6.875                      Brandon                    MS      39047       Single Family
0       0         0.375       6.5                        Falls Church               VA      22043       Single Family
0       0         0.375       5.875                      Nashville                  TN      37207       PUD
0       0         0.375       6.5                        Citrus Heights             CA      95610       Single Family
0       0         0.375       7                          Shakopee                   MN      55379       Single Family
0       0         0.375       6.625                      ATLANTA                    GA      30339       Single Family
0       0         0.375       6.875                      MORENO VALLEY              CA      92553       Single Family
0       0         0.375       6.75                       Florence                   KY      41042       PUD
0       0         0.375       6                          Midland                    MI      48642       Single Family
0       0         0.375       6.625                      Escondido                  CA      92027       Condominium
0       0         0.375       6.5                        Romulus                    MI      48174       Condominium
0       0         0.375       6.75                       Sugarloaf                  CA      92386       Single Family
0       0         0.375       7.125                      LOS ANGELES                CA      90017       2-4 Family
0       0         0.375       6.75                       VISTA                      CA      92084       Single Family
0       0         0.375       5.75                       GLENDALE                   AZ      85306       Single Family
0       0         0.375       6.5                        Henderson                  NV      89052       PUD
0       0         0.375       6.625                      Oswego                     IL      60543       Townhouse
0       0         0.375       7.125                      Fort Collins               CO      80524       PUD
0       0         0.375       6.75                       Las Vegas                  NV      89139       PUD
0       0         0.375       6.375                      Red Oak                    TX      75154       Single Family
0       0         0.375       7.125                      Atlanta                    GA      30310       Single Family
0       0         0.375       5.75                       Oceanside                  NY      11572       Condominium
0       0         0.375       6.625                      Galena                     OH      43021       Single Family
0       0         0.375       6.25                       Denver                     CO      80218       Condominium
0       0         0.375       6.5                        Freeland                   MI      48623       Single Family
0       0         0.375       6.5                        Midland                    MI      48640       Single Family
0       0         0.375       6.875                      HIGHLANDS RANCH            CO      80130       PUD
0       0         0.375       7                          BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.625                      WILMINGTON                 NC      28405       PUD
0       0         0.375       6.5                        Suwanee                    GA      30024       Single Family
0       0         0.375       6.875                      COLUMBUS                   GA      31906       Single Family
0       0         0.375       7.125                      ROSWELL                    GA      30075       PUD
0       0         0.375       7                          MARIETTA                   GA      30060       Single Family
0       0         0.375       6.375                      CUMMING                    GA      30040       PUD
0       0         0.375       6.625                      ALEXANDRIA                 VA      22304       Condominium
0       0         0.375       6.5                        Pasadena                   CA      91101       PUD
0       0         0.375       6.75                       Stuart                     FL      34997       PUD
0       0         0.375       6.75                       Las Vegas                  NV      89139       PUD
0       0         0.375       6.875                      Denver                     CO      80219       2-4 Family
0       0         0.375       6.625                      LA PALMA                   CA      90623       Single Family
0       0         0.375       5.75                       SAN JOSE                   CA      95128       Single Family
0       0         0.375       5.75                       RIVERSIDE                  CA      92505       PUD
0       0         0.375       5.75                       NEWMAN                     CA      95360       Single Family
0       0         0.375       5.99                       PITTSBURG                  CA      94565       Single Family
0       0         0.375       5.875                      ANTIOCH                    CA      94531       Single Family
0       0         0.375       5.625                      EL DORADO                  CA      95623       Single Family
0       0         0.375       5.25                       LODI                       CA      95242       Single Family
0       0         0.375       5.99                       ELK GROVE                  CA      95624       Single Family
0       0         0.375       6                          FREMONT                    CA      94538       Condominium
0       0         0.375       5.5                        CITRUS HEIGHTS             CA      95610       Single Family
0       0         0.375       6.25                       LODI                       CA      95242       Single Family
0       0         0.375       6.75                       HERCULES                   CA      94547       PUD
0       0         0.375       5.375                      RIVERSIDE                  CA      92503       Single Family
0       0         0.375       5.75                       FOLSOM                     CA      95630       Single Family
0       0         0.375       6.375                      ALPHARETTA                 GA      30004       Single Family
0       0         0.375       5.625                      FEDERAL HEIGHTS            CO      80260       Single Family
0       0         0.375       5.875                      THORNTON                   CO      80241       PUD
0       0         0.375       5.5                        RIVERTON                   UT      84065       Single Family
0       0         0.375       5.625                      SCOTTSDALE                 AZ      85254       Single Family
0       0         0.375       5.99                       ELYRIA                     OH      44035       Single Family
0       0         0.375       7.125                      BRANDENBURG                KY      40108       Single Family
0       0         0.375       6.375                      CEDARBURG                  WI      53024       Single Family
0       0         0.375       5.875                      DES MOINES                 IA      50320       Single Family
0       0         0.375       5.75                       SHAWNEE MISSION            KS      66219       PUD
0       0         0.375       6.25                       POLK CITY                  IA      50226       Single Family
0       0         0.375       6.75                       BRENTWOOD                  CA      94513       PUD
0       0         0.375       6.875                      Louisville                 KY      40218       Single Family
0       0         0.375       6.125                      Westminster                CO      80234       PUD
0       0         0.375       6.875                      Fort Lauderdale            FL      33311       Single Family
0       0         0.375       6.625                      San Diego                  CA      92713       Condominium
0       0         0.375       6.625                      LAS VEGAS                  NV      89131       PUD
0       0         0.375       6.25                       ATLANTA                    GA      30339       PUD
0       0         0.375       6.625                      KANNAPOLIS                 NC      28083       PUD
0       0         0.375       7.25                       Avondale                   AZ      85323       PUD
0       0         0.375       6.875                      ATLANTA                    GA      30331       PUD
0       0         0.375       6.875                      Las Vegas                  NV      89147       PUD
0       0         0.375       6.25                       North Las Vegas            NV      89085       PUD
0       0         0.375       5.875                      Herriman                   UT      84065       Condominium
0       0         0.375       6.25                       Plainfield                 IL      60585       PUD
0       0         0.375       6.5                        Murrieta                   CA      92563       PUD
0       0         0.375       6.625                      Douglas                    MA      01516       Single Family
0       0         0.375       6                          Commerce City              CO      80022       PUD
0       0         0.375       6.625                      Manassas Park              VA      20111       Single Family
0       0         0.375       5.75                       BOTHELL                    WA      98012       PUD
0       0         0.375       5.99                       MILTON                     WA      98354       Single Family
0       0         0.375       5.5                        TACOMA                     WA      98408       Single Family
0       0         0.375       5.99                       BELLEVUE                   WA      98008       Single Family
0       0         0.375       5.75                       ELLENSBURG                 WA      98926       Single Family
0       0         0.375       5.999                      EVERETT                    WA      98201       Condominium
0       0         0.375       6.375                      KENT                       WA      98030       Single Family
0       0         0.375       6.375                      NORTH BEND                 WA      98045       Single Family
0       0         0.375       5.25                       BEN LOMOND                 CA      95005       Single Family
0       0         0.375       6.125                      FLOWERY BRANCH             GA      30542       Single Family
0       0         0.375       6.625                      MOUNTAIN HOUSE             CA      95391       PUD
0       0         0.375       6.375                      Colorado Springs           CO      80918       Single Family
0       0         0.375       7                          Minneapolis                MN      55411       Single Family
0       0         0.375       6.75                       Florence                   KY      41042       PUD
0       0         0.375       7.5                        Miami                      FL      33131       Condominium
0       0         0.375       6.75                       HENDERSON                  NV      89044       PUD
0       0         0.375       7                          WASHINGTON                 DC      20002       Single Family
0       0         0.375       5.875                      Fort Collins               CO      80521       2-4 Family
0       0         0.375       6.5                        Queen Creek                AZ      85242       PUD
0       0         0.375       7                          hebron                     OH      43147       Single Family
0       0         0.375       6.75                       Visalia                    CA      93292       Single Family
0       0         0.375       6.5                        lancaster                  CA      93534       Single Family
0       0         0.375       6.375                      Crested Butte              CO      81225       Condominium
0       0         0.375       6.875                      DUMFRIES                   VA      22026       PUD
0       0         0.375       6.375                      FONTANA                    CA      92337       Single Family
0       0         0.375       6.875                      Maricopa                   AZ      85239       PUD
0       0         0.375       6.625                      MESA                       AZ      85212       PUD
0       0         0.375       6.375                      Denver                     CO      80209       Single Family
0       0         0.375       6.875                      Detroit                    MI      48235       Single Family
0       0         0.375       6.75                       AUSTIN                     TX      78748       2-4 Family
0       0         0.375       6.75                       AUSTIN                     TX      78748       2-4 Family
0       0         0.375       6.5                        CITRUS HEIGHTS             CA      95621       Single Family
0       0         0.375       6.5                        Citrus Heights             CA      95621       Single Family
0       0         0.375       6.375                      HAGERSTOWN                 MD      21742       Single Family
0       0         0.375       6.125                      ACMAR                      AL      35004       PUD
0       0         0.375       6.5                        Brighton                   UT      84121       Single Family
0       0         0.375       6.875                      Las Vegas                  NV      89129       Single Family
0       0         0.375       5.75                       RENO                       NV      89523       Single Family
0       0         0.375       6.5                        OLMSTED FALLS              OH      44138       PUD
0       0         0.375       6.875                      Herndon                    VA      20170       PUD
0       0         0.375       7                          Sahuarita                  AZ      85629       PUD
0       0         0.375       7                          WASHINGTON                 DC      20012       2-4 Family
0       0         0.375       6.75                       CHANTILLY                  VA      20152       PUD
0       0         0.375       6.875                      LINCOLN                    CA      95648       Single Family
0       0         0.375       6.625                      Debary                     FL      32713       PUD
0       0         0.375       6.375                      Vancouver                  WA      98665       Single Family
0       0         0.375       6.875                      GLENDALE                   AZ      85310       PUD
0       0         0.375       6.75                       RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.75                       Peyton                     CO      80831       PUD
0       0         0.375       6.75                       Rosedale                   MD      21237       PUD
0       0         0.375       6.25                       Albuquerque                NM      87112       Single Family
0       0         0.375       5.5                        Leesburg                   VA      20176       PUD
0       0         0.375       6.75                       SAN GABRIEL                CA      91776       Single Family
0       0         0.25        6.875                      Sunnyvale                  CA      94086       Single Family
0       0         0.375       6                          Norristown                 PA      19403       Condominium
0       0         0.375       6.625                      Celina                     TX      75009       PUD
0       0         0.375       6.875                      Severn                     MD      21144       Townhouse
0       0         0.375       7.125                      Lakeside                   AZ      85929       Single Family
0       0         0.375       6.875                      Clinton Twp                MI      48038       Condominium
0       0         0.375       6.875                      Independence               MO      64056       2-4 Family
0       0         0.375       7                          LORTON                     VA      22079       PUD
0       0         0.375       6.875                      Richfield                  MN      55423       Single Family
0       0         0.375       6.25                       Wesley Chapel              FL      33543       PUD
0       0         0.375       6.5                        Seattle                    WA      98115       Condominium
0       0         0.375       7                          Fountain Hills             AZ      85268       Single Family
0       0         0.375       6.75                       Galveston                  TX      77554       Condominium
0       0         0.375       6.75                       Galveston                  TX      77554       Condominium
0       0         0.375       6.875                      Hondo                      TX      78861       2-4 Family
0       0         0.375       6.5                        Tacoma                     WA      98405       Single Family
0       0         0.375       6.625                      Fridley                    MN      55421       2-4 Family
0       0         0.375       6.625                      Jacksonville               FL      32225       Condominium
0       0         0.375       6.5                        Henderson                  NV      89052       PUD
0       0         0.375       7                          Royal Plm Beach            FL      33414       PUD
0       0         0.375       6.875                      Casa Grande                AZ      85222       PUD
0       0         0.375       6.75                       SALINAS                    CA      93908       Single Family
0       0         0.375       6.875                      Marietta                   GA      30062       Single Family
0       0         0.375       6.5                        Ashburn                    VA      20147       Single Family
0       0         0.375       6.5                        Las Vegas                  NV      89166       Single Family
0       0         0.375       6.875                      Las Vegas                  NV      89129       PUD
0       0         0.375       6.75                       Hemet                      CA      92545       PUD
0       0         0.375       6.625                      Kingwood                   TX      77345       PUD
0       0         0.375       6.875                      CHESAPEAKE                 VA      23325       Single Family
0       0         0.375       6.125                      MILFORD                    OH      45150       Single Family
0       0         0.375       6.875                      Phoenix                    AZ      85020       Single Family
0       0         0.375       6.625                      Madison                    AL      35758       Single Family
0       0         0.375       6.625                      Orlando                    FL      32825       PUD
0       0         0.375       6.5                        Sarasota                   FL      34240       PUD
0       0         0.375       6.5                        Birmingham                 AL      35213       Condominium
0       0         0.375       6.875                      Port Charlotte             FL      33952       Single Family
0       0         0.375       6.875                      Port Charlotte             FL      33952       Single Family
0       0         0.375       6.875                      Port Charlotte             FL      33952       Single Family
0       0         0.375       6.875                      Port Charlotte             FL      33952       Single Family
0       0         0.375       6.75                       Marrero                    LA      70072       Single Family
0       0         0.375       7                          Cleveland                  TN      37312       Single Family
0       0         0.375       6.875                      Elizabethton               TN      37643       Single Family
0       0         0.375       6.625                      Pensacola                  FL      32504       Single Family
0       0         0.375       6.625                      Franklin                   TN      37069       PUD
0       0         0.375       6.25                       Mascotte                   FL      34753       Single Family
0       0         0.375       6.75                       Santa Rosa Beach           FL      32459       Single Family
0       0         0.375       6.875                      North Port                 FL      34286       Single Family
0       0         0.375       6.875                      North Port                 FL      34287       Single Family
0       0         0.375       7.125                      Rancho Cordova             CA      95742       Single Family
0       0         0.375       7                          DALLAS                     TX      75205       Condominium
0       0         0.375       7.125                      RANCHO CORDOVA             CA      95742       PUD
0       0         0.375       6.5                        Stephens City              VA      22655       PUD
0       0         0.375       6.875                      SANFORD                    FL      32771       PUD
0       0         0.375       6.625                      JUPITER                    FL      33458       PUD
0       0         0.375       7.125                      BAYSIDE                    CA      95524       Single Family
0       0         0.375       6.75                       WOODLAND PARK              CO      80863       Single Family
0       0         0.375       6.625                      MARINA DEL REY             CA      90292       Condominium
0       0         0.375       6.875                      LAS VEGAS                  NV      89118       Condominium
0       0         0.375       6.75                       SANTA ANA                  CA      92701       Condominium
0       0         0.375       7                          Fontana                    CA      92336       Single Family
0       0         0.375       6.375                      Brea                       CA      92821       2-4 Family
0       0         0.375       6.25                       CHASKA                     MN      55318       PUD
0       0         0.375       7.125                      SPRINGFIELD                VA      22153       PUD
0       0         0.375       6.5                        Gaithersburg               MD      20877       PUD
0       0         0.375       5.75                       LAS VEGAS                  NV      89166       PUD
0       0         0.375       7.125                      Cape Coral                 FL      33993       Single Family
0       0         0.375       7.125                      Stilwell                   KS      66085       Single Family
0       0         0.375       7.125                      LAS VEGAS                  NV      89178       PUD
0       0         0.375       7                          Columbia Heights           MN      55421       Single Family
0       0         0.375       6.875                      Ledyard                    CT      06339       Single Family
0       0         0.375       7                          Fayetteville               GA      30215       PUD
0       0         0.375       7                          Groveport                  OH      43125       Single Family
0       0         0.375       7.125                      Richmond                   VA      23223       Single Family
0       0         0.375       6                          Leesburg                   VA      20176       PUD
0       0         0.375       5.875                      Summerville                SC      29485       PUD
0       0         0.375       6.625                      Santa Barbara              CA      93105       Single Family
0       0         0.375       7.125                      San Francisco              CA      94103       2-4 Family
0       0         0.375       7.125                      Richmond                   VA      23222       Single Family
0       0         0.375       6.5                        LAS VEGAS                  NV      89123       Single Family
0       0         0.375       6.875                      BALTIMORE                  MD      21224       Townhouse
0       0         0.375       5.875                      ODENTON                    MD      21113       PUD
0       0         0.375       6.75                       LONG BEACH                 CA      90810       Single Family
0       0         0.375       6.875                      DESERT HOT SPRINGS         CA      92240       Single Family
0       0         0.375       7                          KISSIMMEE                  FL      34746       PUD
0       0         0.375       6.375                      GLENDORA                   CA      91740       Single Family
0       0         0.375       5.875                      Woodbridge                 VA      22193       Single Family
0       0         0.375       6.5                        Birmingham                 AL      35242       Single Family
0       0         0.375       6.875                      FAIRFAX                    VA      22031       Single Family
0       0         0.375       6.625                      Gypsum                     CO      81637       PUD
0       0         0.375       6.125                      CARTERSVILLE               GA      30120       PUD
0       0         0.375       7                          Buckeye                    AZ      85326       PUD
0       0         0.375       6.375                      Atlanta                    GA      30324       Condominium
0       0         0.375       6.375                      DECATUR                    GA      30034       PUD
0       0         0.375       6.875                      North Port                 FL      34287       Single Family
0       0         0.375       6.5                        Centreville                MD      21617       Single Family
0       0         0.375       6.875                      North Venice               FL      34275       Single Family
0       0         0.375       6.375                      Compton                    CA      90220       Single Family
0       0         0.375       6.875                      Mesa                       AZ      85213       PUD
0       0         0.375       6.875                      Saint Petersburg           FL      33707       Condominium
0       0         0.375       6                          Evans                      CO      80620       PUD
0       0         0.375       6.5                        Melbourne                  FL      32935       Single Family
0       0         0.375       6.625                      LOUISVILLE                 KY      40245       Single Family
0       0         0.375       6                          Silver Spring              MD      20906       Single Family
0       0         0.375       6.875                      Las Vegas                  NV      89147       PUD
0       0         0.375       6.875                      King George                VA      22485       PUD
0       0         0.375       7.125                      DOUGLASVILLE               GA      30135       PUD
0       0         0.375       6.375                      BOLINGBROOK                IL      60490       PUD
0       0         0.375       7                          Dallas                     GA      30157       Single Family
0       0         0.375       7                          WOODSTOCK                  GA      30188       PUD
0       0         0.375       6.5                        Chicago                    IL      60616       Condominium
0       0         0.375       6.75                       Las Vegas                  NV      89139       PUD
0       0         0.375       7                          OCONOMOWOC                 WI      53066       Single Family
0       0         0.375       6.75                       Las Vegas                  NV      89149       Condominium
0       0         0.375       6.875                      MOORESVILLE                NC      28115       PUD
0       0         0.375       6.75                       NORTH SACRAMENTO           CA      95815       Single Family
0       0         0.375       6.375                      ATLANTA                    GA      30331       PUD
0       0         0.375       6.875                      COVINGTON                  GA      30016       PUD
0       0         0.375       6.5                        BUFORD                     GA      30519       PUD
0       0         0.375       6.875                      COVINGTON                  GA      30016       PUD
0       0         0.375       6.75                       Winter Park                FL      32792       Townhouse
0       0         0.375       7.125                      ATLANTA                    GA      30349       PUD
0       0         0.375       6                          NORCROSS                   GA      30093       PUD
0       0         0.375       6.875                      FOSTER CITY                CA      94404       Single Family
0       0         0.375       6.125                      VILLA RICA                 GA      30180       PUD
0       0         0.375       6.125                      COVINGTON                  GA      30016       PUD
0       0         0.375       6.875                      SPARKS                     NV      89434       Condominium
0       0         0.375       6.375                      REDDING                    CA      96001       2-4 Family
0       0         0.375       6.625                      Jacksonville               FL      32224       Condominium
0       0         0.375       6.125                      Fort Myers                 FL      33908       PUD
0       0         0.375       5.625                      Williamsport               MD      21795       Single Family
0       0         0.375       6.75                       Blairsville                GA      30512       Single Family
0       0         0.375       7                          JONESTOWN                  TX      78645       Condominium
0       0         0.375       5.75                       Gilbert                    AZ      85297       PUD
0       0         0.375       6.5                        COMMERCE CITY              CO      80022       PUD
0       0         0.375       6.375                      HENDERSON                  NV      89052       Single Family
0       0         0.375       6.625                      ROCKVILLE                  MD      20851       Single Family
0       0         0.375       7                          KING GEORGE                VA      22485       Single Family
0       0         0.375       8                          Longwood                   FL      32779       Single Family
0       0         0.375       6.375                      Pembroke Pines             FL      33027       Condominium
0       0         0.375       6.875                      ELK GROVE                  CA      95624       Single Family
0       0         0.375       7                          Victorville                CA      92394       Single Family
0       0         0.375       6.75                       Scottsdale                 AZ      85255       Single Family
0       0         0.375       6.75                       Albuquerque                NM      87121       Single Family
0       0         0.375       6.375                      Fort Collins               CO      80524       Single Family
0       0         0.375       7.25                       Purcellville               VA      20132       PUD
0       0         0.375       7                          Surprise                   AZ      85379       Single Family
0       0         0.375       7.125                      Davenport                  FL      33897       PUD
0       0         0.375       6.25                       Laveen                     AZ      85339       PUD
0       0         0.375       6.875                      Cumming                    GA      30040       PUD
0       0         0.375       7.125                      NORTH LAS VEGAS            NV      89084       PUD
0       0         0.375       6.375                      Maricopa                   AZ      85239       PUD
0       0         0.375       6.5                        South Jordan               UT      84095       Single Family
0       0         0.375       6.875                      HOLLYWOOD                  FL      33029       Single Family
0       0         0.375       6.625                      SEVERNA PARK               MD      21146       Single Family
0       0         0.375       7                          Fernley                    NV      89408       Single Family
0       0         0.375       7.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.875                      FORT MYERS BEACH           FL      33931       2-4 Family
0       0         0.375       7.125                      MARICOPA                   AZ      85239       PUD
0       0         0.375       6.25                       Dallas                     GA      30157       PUD
0       0         0.375       5.875                      Evans                      CO      80620       PUD
0       0         0.375       7                          WOODBRIDGE                 VA      22191       PUD
0       0         0.375       6.75                       Elk Grove                  CA      95758       Condominium
0       0         0.375       6.875                      MILILANI                   HI      96789       Single Family
0       0         0.375       6.5                        Centennial                 CO      80112       Single Family
0       0         0.375       6.25                       Denver                     CO      80207       Single Family
0       0         0.375       7                          San Diego                  CA      92129       Single Family
0       0         0.375       6.5                        Murrieta                   CA      92563       Single Family
0       0         0.375       5.875                      Fort Myers                 FL      33908       PUD
0       0         0.375       6.25                       Woodstock                  GA      30189       Single Family
0       0         0.375       5.75                       Queen Creek                AZ      85243       PUD
0       0         0.375       6                          Peoria                     AZ      85382       PUD
0       0         0.375       6.25                       North Las Vegas            NV      89085       PUD
0       0         0.375       6.375                      Fort Collins               CO      80525       PUD
0       0         0.375       7                          Frederick                  MD      21703       Condominium
0       0         0.375       6.75                       Baltimore                  MD      21224       Single Family
0       0         0.375       6.5                        Deer Park                  TX      77536       Single Family
0       0         0.375       6.75                       Dallas                     TX      75224       Single Family
0       0         0.375       6.875                      Warren                     RI      02885       Single Family
0       0         0.375       6.875                      Bronx                      NY      10467       Single Family
0       0         0.375       6.25                       BUFORD                     GA      30519       PUD
0       0         0.375       6.625                      ATLANTA                    GA      30349       PUD
0       0         0.375       6.25                       HIRAM                      GA      30141       PUD
0       0         0.375       6.625                      Willow Park                TX      76087       PUD
0       0         0.375       7.125                      SANDY SPRING               MD      20860       PUD
0       0         0.375       6.625                      WOODSTOCK                  GA      30188       Townhouse
0       0         0.375       6.25                       DAWSONVILLE                GA      30534       Single Family
0       0         0.375       6.75                       CHANDLER                   AZ      85224       PUD
0       0         0.375       6.875                      CHANDLER                   AZ      85248       PUD
0       0         0.375       6.875                      MESA                       AZ      85208       Single Family
0       0         0.375       6.75                       COVINGTON                  GA      30016       PUD
0       0         0.375       6.75                       COVINGTON                  GA      30016       PUD
0       0         0.375       6.75                       CLINTON                    MD      20735       Single Family
0       0         0.375       6.875                      Las Vegas                  NV      89108       Single Family
0       0         0.375       7.125                      maricopa                   AZ      85239       PUD
0       0         0.375       6.625                      TORRANCE AREA              CA      90502       Condominium
0       0         0.375       7.125                      DINUBA                     CA      93618       Single Family
0       0         0.375       7                          West Valley City           UT      84119       Single Family
0       0         0.375       6.75                       FORT WORTH                 TX      76247       PUD
0       0         0.375       6.375                      Palm Beach Gardens         FL      33418       Single Family
0       0         0.375       6.5                        Seattle                    WA      98177       Single Family
0       0         0.375       7                          Manassas                   VA      20109       Single Family
0       0         0.375       5.875                      Glendale                   AZ      85301       Townhouse
0       0         0.375       5.875                      Salt Lake City             UT      84103       Single Family
0       0         0.375       6.875                      Denver                     CO      80203       Condominium
0       0         0.375       6.875                      CALEXICO                   CA      92231       Single Family
0       0         0.375       6.5                        JACKSONVILLE               FL      32225       PUD
0       0         0.375       6.625                      QUINTON                    VA      23141       Single Family
0       0         0.375       7.125                      TRENTON                    MI      48183       Condominium
0       0         0.375       6.75                       Jersey City                NJ      07305       PUD
0       0         0.375       6.5                        Englewood                  FL      34223       Single Family
0       0         0.375       6.625                      Bristow                    VA      20136       Townhouse
0       0         0.375       6.5                        Buffalo                    MN      55313       Single Family
0       0         0.375       6.75                       Hutto                      TX      78634       PUD
0       0         0.375       7                          Los Angeles                CA      90047       Single Family
0       0         0.375       7.125                      Passaic                    NJ      07055       2-4 Family
0       0         0.375       6.875                      Swansboro                  NC      28584       Single Family
0       0         0.375       5.875                      CARROLLTON                 VA      23314       Single Family
0       0         0.375       6.875                      Hollywood                  FL      33023       Single Family
0       0         0.375       6.375                      Lakeland                   FL      33810       PUD
0       0         0.375       6.75                       Port Saint Lucie           FL      34986       PUD
0       0         0.375       6.5                        Mccall                     ID      83638       Condominium
0       0         0.375       6.875                      ABERDEEN                   MD      21001       Single Family
0       0         0.375       8                          Wilmette                   IL      60091       Single Family
0       0         0.375       7                          CHARLOTTE                  NC      28270       Single Family
0       0         0.375       6.375                      DUNKIRK                    MD      20754       PUD
0       0         0.375       6.5                        Allentown                  PA      18103       Single Family
0       0         0.375       6.75                       Weatherford                TX      76085       Single Family
0       0         0.375       7                          MORENO VALLEY              CA      92557       Single Family
0       0         0.375       6.875                      Atlanta                    GA      30316       Condominium
0       0         0.375       7                          Charleston                 SC      29407       Single Family
0       0         0.375       6.875                      CENTREVILLE                VA      20120       PUD
0       0         0.375       7                          Richmond                   VA      23220       Single Family
0       0         0.375       6.875                      Independence               MO      64056       2-4 Family
0       0         0.375       6.5                        EAST NORWICH               NY      11732       Single Family
0       0         0.375       6.625                      MORENO VALLEY              CA      92557       Single Family
0       0         0.375       6.375                      GLENDALE                   AZ      85308       Single Family
0       0         0.375       6.875                      Maricopa                   AZ      85239       PUD
0       0         0.375       6.125                      San Diego                  CA      92103       Condominium
0       0         0.375       6.5                        CORONA                     CA      92882       Single Family
0       0         0.375       7                          TEMPLE HILLS               MD      20748       Single Family
0       0         0.375       7.125                      MACUNGIE                   PA      18062       Townhouse
0       0         0.375       6.875                      Blacklick                  OH      43004       PUD
0       0         0.375       6.875                      Casselberry                FL      32707       Condominium
0       0         0.375       6.875                      Fullerton                  CA      92831       Single Family
0       0         0.375       6.75                       Lexington Park             MD      20653       Single Family
0       0         0.375       6.75                       Vancouver                  WA      98661       Single Family
0       0         0.375       6.75                       GAITHERSBURG               MD      20877       Condominium
0       0         0.375       6.25                       Herriman                   UT      84065       PUD
0       0         0.375       6.25                       Park City                  UT      84060       PUD
0       0         0.375       6.875                      SCOTTSDALE                 AZ      85255       PUD
0       0         0.375       6.25                       Seattle                    WA      98116       Condominium
0       0         0.375       7.125                      Lakewood                   CO      80214       Single Family
0       0         0.375       7                          WASHINGTON TOWNSHIP        NJ      08215       Single Family
0       0         0.375       6.5                        Stateline                  NV      89449       Condominium
0       0         0.375       7.125                      Oregon City                OR      97045       Single Family
0       0         0.375       6.625                      Palmdale                   CA      93551       Single Family
0       0         0.375       7                          San Francisco              CA      94115       2-4 Family
0       0         0.375       6.875                      KEY BISCAYNE               FL      33324       Condominium
0       0         0.375       6.75                       Hendersonville             TN      37075       Single Family
0       0         0.375       6.375                      Santa Rosa Beach           FL      32459       Single Family
0       0         0.375       6.125                      Woodstock                  GA      30188       Single Family
0       0         0.375       6.375                      Blairsville                GA      30512       Single Family
0       0         0.375       6.75                       Furlong                    PA      18925       PUD
0       0         0.375       6.375                      Boulder                    CO      80305       Single Family
0       0         0.375       6.875                      LINCOLN                    CA      95648       Single Family
0       0         0.375       7.125                      ANTHEM                     AZ      85086       PUD
0       0         0.375       6.375                      ATLANTA                    GA      30331       PUD
0       0         0.375       6                          Peoria                     AZ      85383       Single Family
0       0         0.375       6.5                        Chandler                   AZ      85224       Single Family
0       0         0.375       7                          LAS VEGAS                  NV      89129       Single Family
0       0         0.375       6.75                       Hyattsville                MD      20784       Single Family
0       0         0.375       7                          BOWLING GREEN              KY      42104       Single Family
0       0         0.375       6.875                      JACKSONVILLE               FL      33208       Condominium
0       0         0.375       7                          OWINGS MILLS               MD      21117       Single Family
0       0         0.375       6.625                      Yuma                       AZ      85365       Condominium
0       0         0.375       7                          Clear Spring               MD      21722       Single Family
0       0         0.375       6.75                       MBORO                      TN      37129       Single Family
0       0         0.375       6.5                        Kapolei                    HI      96707       Single Family
0       0         0.375       7.125                      Lutz                       FL      33559       PUD
0       0         0.375       6.75                       MEMPHIS                    IN      47143       Single Family
0       0         0.375       6.5                        GOLDEN                     CO      80401       PUD
0       0         0.375       7.125                      Mesquite                   NV      89027       Single Family
0       0         0.375       6.625                      San Diego                  CA      92126       Condominium
0       0         0.375       7.125                      Aurora                     IL      60506       Single Family
0       0         0.375       6.25                       Oxnard                     CA      93030       PUD
0       0         0.375       6.75                       ACWORTH                    GA      30102       Single Family
0       0         0.375       6.875                      Mission Hills              CA      91345       Single Family
0       0         0.375       6.625                      SAVANNAH                   GA      31405       PUD
0       0         0.375       6.75                       Las Vegas                  NV      89118       Single Family
0       0         0.375       6.625                      Duluth                     GA      30096       Single Family
0       0         0.375       7                          Rock Springs               WY      82901       Single Family
0       0         0.375       7                          Columbus                   OH      43205       Single Family
0       0         0.375       6.875                      KISSIMMEE                  FL      34747       Condominium
0       0         0.375       6.75                       RALEIGH                    NC      27612       Single Family
0       0         0.375       6.875                      TUCSON                     AZ      85747       PUD
0       0         0.375       6.375                      LATHROP                    CA      95330       Single Family
0       0         0.375       7                          THORNTON                   CO      80233       PUD
0       0         0.375       7                          LAS VEGAS                  NV      89131       PUD
0       0         0.375       7                          SAN ANTONIO                TX      78245       Single Family
0       0         0.375       6.25                       ANTHEM                     AZ      85086       PUD
0       0         0.375       6.75                       PORTERVILLE                CA      93257       Single Family
0       0         0.375       6.875                      Sterling                   VA      20164       PUD
0       0         0.375       7                          WAYNESBORO                 VA      22980       Single Family
0       0         0.375       7.125                      PALM DESERT                CA      92260       Condominium
0       0         0.375       7                          CHINO VALLEY               AZ      86323       Single Family
0       0         0.375       7.125                      Houston                    TX      77084       PUD
0       0         0.375       7                          RALEIGH                    NC      27613       Single Family
0       0         0.375       6.75                       Buckeye                    AZ      85326       PUD
0       0         0.375       6.375                      ATLANTA                    GA      30312       Single Family
0       0         0.375       6.5                        BRASELTON                  GA      30517       PUD
0       0         0.375       7.125                      mesa                       AZ      85209       PUD
0       0         0.375       6.625                      Fort Worth                 TX      76137       Single Family
0       0         0.375       6.625                      Hutchinson Island          FL      34949       Condominium
0       0         0.375       6.25                       Fridley                    MN      55432       2-4 Family
0       0         0.375       6.75                       Cottonwood                 AZ      86326       PUD
0       0         0.375       7.125                      Atlanta                    GA      30312       Single Family
0       0         0.375       7                          Jupiter                    FL      33477       Single Family
0       0         0.375       6.75                       Kissee Mills               MO      65680       Single Family
0       0         0.375       6.875                      ALEXANDRIA                 VA      22311       Single Family
0       0         0.375       7.125                      ANTHEM                     AZ      85086       PUD
0       0         0.375       7                          NORTH RIDGEVILLE           OH      44039       PUD
0       0         0.375       6.375                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       7.125                      Las Vegas                  NV      89130       PUD
0       0         0.375       6.5                        WEST PALM BEACH            FL      33409       Condominium
0       0         0.375       6.875                      Payson                     AZ      85541       Single Family
0       0         0.375       7                          Ormond Beach               FL      32176       Single Family
0       0         0.375       6.375                      Gainesville                GA      30506       Single Family
0       0         0.375       6.875                      CHULA VISTA                CA      91914       Condominium
0       0         0.375       6.5                        Union City                 GA      30291       Single Family
0       0         0.375       6                          Lexington Park             MD      20653       PUD
0       0         0.375       7.125                      LAS VEGAS                  NV      89122       PUD
0       0         0.375       6.5                        Minneapolis                MN      55419       Single Family
0       0         0.375       7                          MORENO VALLEY              CA      92553       Single Family
0       0         0.375       7.125                      Las Vegas                  NV      89129       PUD
0       0         0.375       6.25                       SUPERIOR TOWNSHIP          MI      48198       PUD
0       0         0.375       6.625                      SAHUARITA                  AZ      85629       PUD
0       0         0.375       6.625                      Glendale                   AZ      85303       Single Family
0       0         0.375       7.125                      BONITA SPRINGS             FL      34135       PUD
0       0         0.375       7.125                      JACKSONVILLE               FL      32216       PUD
0       0         0.375       6.625                      WELLINGTON                 FL      33414       PUD
0       0         0.375       6.375                      Manassas                   VA      20111       Single Family
0       0         0.375       7.125                      BALTIMORE                  MD      21223       Single Family
0       0         0.375       7.125                      CANAL WHCHSTR              OH      43110       Single Family
0       0         0.375       6.625                      Reston                     VA      20191       PUD
0       0         0.375       6.5                        San Marcos                 CA      92078       Condominium
0       0         0.375       7                          CENTENNIAL                 CO      80122       Single Family
0       0         0.375       7.125                      Orlando                    FL      32837       Single Family
0       0         0.375       6.375                      PHOENIX                    AZ      85085       PUD
0       0         0.375       6.375                      Pinetop                    AZ      85935       Single Family
0       0         0.375       7                          Phoenix                    AZ      85020       Single Family
0       0         0.375       6.875                      LAS VEGAS                  NV      89122       PUD
0       0         0.375       6.125                      ANTHEM                     AZ      85086       PUD
0       0         0.375       6.625                      LAWRENCEVILLE              GA      30043       PUD
0       0         0.375       6.5                        JUPITER                    FL      33458       PUD
0       0         0.375       6.75                       ORLANDO                    FL      32828       PUD
0       0         0.375       7.625                      LINCOLN                    CA      95648       PUD
0       0         0.375       5.75                       RENO                       NV      89523       PUD
0       0         0.375       6.875                      Little Rock                AR      72206       Single Family
0       0         0.375       6.5                        Port Saint Lucie           FL      34953       Single Family
0       0         0.375       7.5                        San Marcos                 CA      92078       Condominium
0       0         0.375       6.25                       BRANDON                    FL      33511       PUD
0       0         0.375       7                          Queen Creek                AZ      85243       PUD
0       0         0.375       6.75                       Rydal                      GA      30171       Single Family
0       0         0.375       6.5                        Henderson                  NV      89015       Single Family
0       0         0.375       6.75                       YUMA                       AZ      85364       Single Family
0       0         0.375       7.125                      La Quinta                  CA      92253       Single Family
0       0         0.375       6.875                      GREENBACKVILLE             VA      23356       Condominium
0       0         0.375       6.75                       DOUGLASVILLE               GA      30135       PUD
0       0         0.375       6.625                      HAMPTON                    GA      30228       PUD
0       0         0.375       7.125                      HILLSBOROUGH               FL      33569       PUD
0       0         0.375       6.5                        North Bergen               NJ      07047       2-4 Family
0       0         0.375       7                          Mableton                   GA      30126       PUD
0       0         0.375       7.125                      Lincoln                    CA      95648       PUD
0       0         0.375       6.5                        Tamarac                    FL      33321       Condominium
0       0         0.375       6.375                      LAS VEGAS                  NV      89145       Condominium
0       0         0.375       6.375                      Gilbert                    AZ      85234       PUD
0       0         0.375       6.625                      HERNDON                    VA      20170       Single Family
0       0         0.375       6.625                      Atlanta                    GA      30315       2-4 Family
0       0         0.375       5.875                      Van Nuys                   CA      91406       Single Family
0       0         0.375       6.625                      SAN MARCOS                 CA      92078       PUD
0       0         0.375       6.75                       Laramie                    WY      82072       Condominium
0       0         0.375       7.125                      LITCHFIELD PARK            AZ      85340       Single Family
0       0         0.375       7.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.875                      SANFORD                    FL      32771       PUD
0       0         0.375       6.75                       LATHROP                    CA      95330       Single Family
0       0         0.375       6                          THORNTON                   CO      80229       PUD
0       0         0.375       6.75                       Selbyville                 DE      19975       PUD
0       0         0.375       7                          CHULA VISTA                CA      91914       Condominium
0       0         0.375       6.5                        Culpeper                   VA      22701       Single Family
0       0         0.375       7                          Modesto                    CA      95355       Single Family
0       0         0.375       6.75                       Mechanicsvlle              MD      20659       Single Family
0       0         0.375       6.875                      Scottsdale                 AZ      85251       Condominium
0       0         0.375       6                          RESTON                     VA      20191       Condominium
0       0         0.375       6.375                      Stockbridge                GA      30281       PUD
0       0         0.375       6.75                       Paterson                   NJ      07503       2-4 Family
0       0         0.375       6.75                       Princeton                  MN      55371       Single Family
0       0         0.375       6.625                      Henderson                  NV      89015       Single Family
0       0         0.375       7.25                       El Cajon                   CA      92019       PUD
0       0         0.375       6.5                        SANTEE                     CA      92071       Single Family
0       0         0.375       6.375                      YUCAIPA                    CA      92399       PUD
0       0         0.375       6.75                       North Las Vegas            NV      89031       PUD
0       0         0.375       6.375                      ALEXANDRIA                 VA      22302       Condominium
0       0         0.375       6.5                        Denver                     CO      80209       Single Family
0       0         0.375       6.625                      Kapolei                    HI      96707       PUD
0       0         0.375       6.375                      Canal Winchester           OH      43110       Single Family
0       0         0.375       6.75                       ATLANTA                    GA      30331       PUD
0       0         0.375       7                          Las Vegas                  NV      89108       Single Family
0       0         0.375       6.625                      North Port                 FL      34288       Single Family
0       0         0.375       6.875                      Carrollton                 GA      30117       Single Family
0       0         0.375       6.875                      SAMMAMISH                  WA      98075       Single Family
0       0         0.375       6.625                      Lancaster                  CA      93534       2-4 Family
0       0         0.375       6.625                      Las Vegas                  NV      89102       Single Family
0       0         0.375       6.875                      Ayer                       MA      01432       Single Family
0       0         0.375       6.875                      BLUFFTON                   SC      29910       PUD
0       0         0.375       6.5                        Millsboro                  DE      19966       Townhouse
0       0         0.375       7.125                      Leander                    TX      78641       PUD
0       0         0.375       6.5                        Atlanta                    GA      30318       PUD
0       0         0.375       6.75                       Las Vegas                  NV      89113       PUD
0       0         0.375       7                          Roswell                    GA      30075       PUD
0       0         0.375       6.625                      COON RAPIDS                MN      55433       Single Family
0       0         0.375       6.5                        Winter Springs             FL      32708       PUD
0       0         0.375       6.25                       Saginaw                    MN      55779       Single Family
0       0         0.375       6.5                        North Myrtle Beach         SC      29582       PUD
0       0         0.375       6.375                      LAS VEGAS                  NV      89149       PUD
0       0         0.375       7                          GLENDALE                   AZ      85308       Single Family
0       0         0.375       6.875                      LEHIGH ACRES               FL      33971       Single Family
0       0         0.375       6.25                       Las Vegas                  NV      89113       Single Family
0       0         0.375       6.75                       Cherry Hill                NJ      08034       Single Family
0       0         0.375       6.625                      Arlington                  VA      22207       Condominium
0       0         0.375       6.375                      NORTH LAS VEGAS            NV      89084       Single Family
0       0         0.375       6.625                      Portland                   OR      97229       Single Family
0       0         0.375       6.625                      Dayton                     OH      45414       Single Family
0       0         0.375       6.625                      Boulder City               NV      89005       Single Family
0       0         0.375       6.75                       Erie                       CO      80516       PUD
0       0         0.375       6.25                       Colorado Springs           CO      80910       PUD
0       0         0.375       6.875                      North Plainfield           NJ      07063       Single Family
0       0         0.375       6.5                        ATLANTA                    GA      30331       PUD
0       0         0.375       7                          RALEIGH                    NC      27613       PUD
0       0         0.375       6.625                      SAN BERNARDINO             CA      92411       2-4 Family
0       0         0.375       6.625                      Hillsboro                  OR      97124       Single Family
0       0         0.375       6.5                        SCOTTSDALE                 AZ      85259       Condominium
0       0         0.375       6.5                        KINGMAN                    AZ      86401       Single Family
0       0         0.375       6.5                        Lynwood                    CA      90262       Single Family
0       0         0.375       6.125                      Greensboro                 NC      27406       PUD
0       0         0.375       6.75                       Watsonville                CA      95076       Single Family
0       0         0.375       7                          ORLANDO                    FL      32835       Condominium
0       0         0.375       6.5                        Phoenix                    AZ      85032       Single Family
0       0         0.375       7                          Kissimmee                  FL      34758       PUD
0       0         0.375       6.875                      PHOENIX                    AZ      85339       PUD
0       0         0.375       6.75                       Atlanta                    GA      30311       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85339       PUD
0       0         0.375       6.5                        Springfield                VA      22152       PUD
0       0         0.375       7.125                      Washington                 DC      20007       Single Family
0       0         0.375       7                          BALTIMORE                  MD      21229       Single Family
0       0         0.375       6.125                      Fort Worth                 TX      76131       Single Family
0       0         0.375       7.125                      Coral Gables               FL      33134       Condominium
0       0         0.375       6.875                      Denver                     CO      80205       Single Family
0       0         0.375       7                          Port Saint Lucie           FL      34953       Single Family
0       0         0.375       6.125                      Fort Worth                 TX      76131       Single Family
0       0         0.375       6.875                      TUCSON                     AZ      85742       Single Family
0       0         0.375       6.875                      Chandler                   AZ      85224       PUD
0       0         0.375       7.125                      MACUNGIE                   PA      18062       Townhouse
0       0         0.375       7.125                      Ocean City                 NJ      08226       Condominium
0       0         0.375       6.75                       Elko                       NV      89801       Single Family
0       0         0.375       7                          CORONA                     CA      92880       Single Family
0       0         0.375       6.625                      LOS ANGELES                CA      90068       Condominium
0       0         0.375       6.75                       phoenix                    AZ      85310       PUD
0       0         0.375       6.875                      RIVERVIEW                  FL      33569       PUD
0       0         0.375       7                          ANTIOCH                    CA      94509       Single Family
0       0         0.375       6.875                      Corolla                    NC      27927       PUD
0       0         0.375       6.5                        JACKSONVILLE               FL      32216       PUD
0       0         0.375       6.375                      ATLANTA                    GA      30339       PUD
0       0         0.375       7                          OCALA                      FL      34474       PUD
0       0         0.375       6.625                      Haiku                      HI      96708       Single Family
0       0         0.375       7                          GLENDALE                   AZ      85301       PUD
0       0         0.375       6.875                      GLENWILLOW                 OH      44139       Single Family
0       0         0.375       6.5                        Germantown                 MD      20876       Single Family
0       0         0.375       6.25                       Miami                      FL      33137       Single Family
0       0         0.375       6.875                      Culpeper                   VA      22701       Condominium
0       0         0.375       6.75                       Sahuarita                  AZ      85629       PUD
0       0         0.375       6.5                        San Antonio                TX      78223       PUD
0       0         0.375       6.25                       PHOENIX                    AZ      85050       Single Family
0       0         0.375       6.5                        SATELLITE BEACH            FL      32937       Single Family
0       0         0.375       6.75                       MARICOPA                   AZ      85239       PUD
0       0         0.375       6.5                        YUMA                       AZ      85364       Single Family
0       0         0.375       7                          ASHBURN                    VA      20147       PUD
0       0         0.375       6.375                      RIVERVIEW                  FL      33569       PUD
0       0         0.375       7.125                      FAIRFAX                    VA      22032       Townhouse
0       0         0.375       7.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.25                       LAS VEGAS                  NV      89148       Single Family
0       0         0.375       6.375                      WOODSTOCK                  GA      30188       PUD
0       0         0.375       6.75                       Alpharetta                 GA      30004       PUD
0       0         0.375       6.75                       Maricopa                   AZ      85239       PUD
0       0         0.375       7.125                      CHARLOTTE                  NC      28262       PUD
0       0         0.375       6.5                        LAVEEN                     AZ      85339       PUD
0       0         0.375       6.125                      RIVERVIEW                  FL      33569       Townhouse
0       0         0.375       6.375                      YPSILANTI                  MI      48197       Single Family
0       0         0.375       6.875                      San Marcos                 CA      92078       Condominium
0       0         0.375       6.625                      Key West                   FL      33040       Condominium
0       0         0.375       6.875                      Chesapeake                 VA      23323       Single Family
0       0         0.375       6.75                       Falls Church               VA      22042       Single Family
0       0         0.375       6.375                      SUWANEE                    GA      30024       PUD
0       0         0.375       6.625                      ANTHEM                     AZ      85086       PUD
0       0         0.375       6.5                        Alexandria                 VA      22306       PUD
0       0         0.375       6.5                        Naples                     FL      34114       Single Family
0       0         0.375       7.125                      Albuquerque                NM      87114       PUD
0       0         0.375       6.625                      Manassas                   VA      20110       PUD
0       0         0.375       6                          AUBURN                     GA      30011       PUD
0       0         0.375       6.75                       Cary                       NC      27519       PUD
0       0         0.375       6.75                       Queen Creek                AZ      85242       PUD
0       0         0.375       6.875                      Lake Havasu City           AZ      86404       Single Family
0       0         0.375       6.75                       CENTENNIAL                 CO      80016       Single Family
0       0         0.375       6                          College Park               GA      30349       PUD
0       0         0.375       7                          ELGIN                      IL      60123       PUD
0       0         0.375       6.5                        MARANA                     AZ      85653       PUD
0       0         0.375       6.875                      Queen Creek                AZ      85243       PUD
0       0         0.375       6.75                       JACKSONVILLE               FL      32224       PUD
0       0         0.375       6.875                      PHOENIX                    AZ      85053       Single Family
0       0         0.375       6.875                      Vine Grove                 KY      40175       Single Family
0       0         0.375       6.875                      elizabethtown              KY      42701       Single Family
0       0         0.375       6.875                      Lake Worth                 FL      33467       Condominium
0       0         0.375       6.5                        JACKSONVILLE               FL      32256       PUD
0       0         0.375       7                          Fraser                     CO      80442       Condominium
0       0         0.375       6.125                      Gainesville                VA      20155       PUD
0       0         0.375       6.5                        SUWANEE                    GA      30024       PUD
0       0         0.375       7.125                      Dallas                     TX      75221       Single Family
0       0         0.375       7.125                      Dittmer                    MO      63023       Single Family
0       0         0.375       6                          Altamonte Springs          FL      32714       PUD
0       0         0.375       6.625                      Richmond                   VA      23234       Single Family
0       0         0.375       6.375                      MANASSAS                   VA      20112       PUD
0       0         0.375       6.625                      TUCSON                     AZ      85747       PUD
0       0         0.375       6.75                       NORTH LAS VEGAS            NV      89084       Condominium
0       0         0.375       7.625                      ALBUQUERQUE                NM      87120       PUD
0       0         0.375       6.75                       Atlanta                    GA      30349       PUD
0       0         0.375       6.625                      Rio Vista                  CA      94571       PUD
0       0         0.375       6.75                       SUWANEE                    GA      30024       PUD
0       0         0.375       6.875                      Plymouth                   MN      55442       Single Family
0       0         0.375       6.75                       PHILADELPHIA               PA      19147       Single Family
0       0         0.375       6.875                      TALLAHASSEE                FL      32310       2-4 Family
0       0         0.375       7                          RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.75                       Surprise                   AZ      85379       Single Family
0       0         0.375       6.5                        Queen Creek                AZ      85243       Single Family
0       0         0.375       6.375                      SHELBY TOWNSHIP            MI      48317       Single Family
0       0         0.375       6.25                       SUWANEE                    GA      30024       PUD
0       0         0.375       6.625                      Chesapeake                 VA      23320       Single Family
0       0         0.375       6.75                       WOODBURY                   MN      55129       Condominium
0       0         0.375       6.5                        NORTH LAS VEGAS            NV      89084       PUD
0       0         0.375       6.875                      JACKSONVILLE               FL      32224       PUD
0       0         0.375       6                          NORTH RIDGEVILLE           OH      44039       PUD
0       0         0.375       6.75                       LINCOLN                    CA      95648       PUD
0       0         0.375       6.875                      College Park               GA      30349       PUD
0       0         0.375       5.75                       Queen Creek                AZ      85242       PUD
0       0         0.375       7                          NEW CARROLLTON             MD      20784       Single Family
0       0         0.375       6.5                        Tucson                     AZ      85710       Single Family
0       0         0.375       7.125                      Hallandale                 FL      33009       Condominium
0       0         0.375       6.25                       Stockbridge                GA      30281       PUD
0       0         0.375       6.25                       BEAUMONT                   CA      92223       Single Family
0       0         0.375       7                          JACKSONVILLE               FL      32256       Condominium
0       0         0.375       6.75                       ANTHEM                     AZ      85086       PUD
0       0         0.375       6.25                       Ham Lake                   MN      55304       Townhouse
0       0         0.375       6.875                      BRIGHTON                   CO      80601       Condominium
0       0         0.375       6.75                       HUGO                       MN      55038       PUD
0       0         0.375       6.5                        ORLANDO                    FL      32829       Condominium
0       0         0.375       6.75                       Homestead                  FL      33033       PUD
0       0         0.375       6.75                       Manassas                   VA      20110       Condominium
0       0         0.375       7.125                      Naples                     FL      34102       Single Family
0       0         0.375       6.375                      HENDERSON                  NV      89044       PUD
0       0         0.375       6.75                       BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.25                       CUMMING                    GA      30041       PUD
0       0         0.375       6.75                       LITTLETON                  CO      80123       Condominium
0       0         0.375       6.5                        Park City                  UT      84060       Single Family
0       0         0.375       6.625                      Lakeville                  MN      55044       Single Family
0       0         0.375       6.625                      HENDERSON                  NV      89044       PUD
0       0         0.375       6.375                      HUGO                       MN      55038       Condominium
0       0         0.375       7.125                      Seymour                    TN      37865       2-4 Family
0       0         0.375       6.625                      LOCKPORT                   IL      60441       Single Family
0       0         0.375       6.25                       HENDERSON                  NV      89044       PUD
0       0         0.375       6.625                      BRADENTON                  FL      34201       Condominium
0       0         0.375       5.75                       CRYSTAL LAKE               IL      60014       Condominium
0       0         0.375       7                          ORONO                      MN      55391       Single Family
0       0         0.375       7                          LEXINGTON                  KY      40517       Single Family
0       0         0.375       6.75                       PEORIA                     AZ      85382       Single Family
0       0         0.375       6.375                      Heber City                 UT      84032       Single Family
0       0         0.375       6.625                      PEORIA                     AZ      85383       Single Family
0       0         0.375       6.625                      NASHVILLE                  TN      37211       PUD
0       0         0.375       6.5                        NEW RIVER                  AZ      85087       Single Family
0       0         0.375       6.75                       Dover                      DE      19904       Single Family
0       0         0.375       6.875                      Buckeye                    AZ      85326       PUD
0       0         0.375       6                          SANTA CRUZ                 CA      95062       Single Family
0       0         0.375       6.75                       Hampden                    ME      04444       Single Family
0       0         0.375       6.875                      Tucson                     AZ      85719       2-4 Family
0       0         0.375       6.25                       SELMA                      TX      78154       PUD
0       0         0.375       6.5                        JACKSONVILLE               FL      32216       Single Family
0       0         0.375       6.75                       ROUND ROCK                 TX      78664       PUD
0       0         0.375       6.5                        JACKSONVILLE               FL      32216       PUD
0       0         0.375       7                          Castaic                    CA      91384       Single Family
0       0         0.375       6.875                      Miami                      FL      33155       Single Family
0       0         0.375       6.5                        Tucson                     AZ      85706       PUD
0       0         0.375       6.75                       NORWALK                    CA      90650       Single Family
0       0         0.375       7                          Blairsville                GA      30512       Single Family
0       0         0.375       7                          SELBYVILLE                 DE      19975       PUD
0       0         0.375       6.875                      RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.25                       Folly Beach                SC      29439       Single Family
0       0         0.375       6                          FOUNTAIN                   CO      80817       PUD
0       0         0.375       6.75                       LATHROP                    CA      95330       Single Family
0       0         0.375       6.875                      Atlanta                    GA      30344       Single Family
0       0         0.375       6.625                      Las Vegas                  NV      89178       PUD
0       0         0.375       7                          Oak Forest                 IL      60452       Single Family
0       0         0.375       7.5                        WASHINGTON                 DC      02001       Townhouse
0       0         0.375       6.75                       MARICOPA                   AZ      85239       Single Family
0       0         0.375       6.625                      CUMMING                    GA      30040       PUD
0       0         0.375       6.375                      BRADENTON                  FL      34201       Condominium
0       0         0.375       6.625                      YUCAIPA                    CA      92399       Single Family
0       0         0.375       6.5                        North Lauderdale           FL      33068       PUD
0       0         0.375       6.75                       Phoenix                    AZ      85043       Single Family
0       0         0.375       6.625                      Kissimmee                  FL      34744       Single Family
0       0         0.375       7.125                      BROWNS MILLS               NJ      08015       Single Family
0       0         0.375       5.875                      Champlin                   MN      55316       Single Family
0       0         0.375       5.875                      SMYRNA                     GA      30082       PUD
0       0         0.375       6.75                       SACRAMENTO                 CA      95829       Single Family
0       0         0.375       6.5                        WESTBROOK                  CT      06498       Single Family
0       0         0.375       6.25                       WOODBRIDGE                 VA      22192       PUD
0       0         0.375       6.625                      SANTA FE                   NM      87507       PUD
0       0         0.375       6                          Concord                    NC      28025       Single Family
0       0         0.375       6.5                        YOUNGTOWN                  AZ      85363       PUD
0       0         0.375       5.75                       CHAPEL HILL                NC      27514       Condominium
0       0         0.375       6.125                      ALEXANDRIA                 VA      22304       Condominium
0       0         0.375       6.375                      LANCASTER                  CA      93536       Single Family
0       0         0.375       6.875                      EL CENTRO                  CA      92243       Single Family
0       0         0.375       6.375                      Kingman                    AZ      86401       Single Family
0       0         0.375       6.375                      Kingman                    AZ      86401       Single Family
0       0         0.375       6.375                      LAS VEGAS                  NV      89138       PUD
0       0         0.375       6.875                      Pembroke Pines             FL      33024       Condominium
0       0         0.375       6.75                       Perris                     CA      92571       Single Family
0       0         0.375       6.375                      DULUTH                     GA      30096       PUD
0       0         0.375       6                          Port Saint Lucie           FL      34953       Single Family
0       0         0.375       6.625                      Port Saint Lucie           FL      34953       Single Family
0       0         0.375       5                          Tustin                     CA      92782       PUD
0       0         0.375       7                          Denver                     CO      80204       Single Family
0       0         0.375       6.75                       WALDPORT                   OR      97394       PUD
0       0         0.375       6.375                      POWDER SPRINGS             GA      30127       PUD
0       0         0.375       6.875                      Alexandria                 VA      22314       Single Family
0       0         0.375       6.5                        SARASOTA                   FL      34201       Condominium
0       0         0.375       6.625                      Elgin                      IL      60123       Single Family
0       0         0.375       6.375                      BONITA SPRINGS             FL      34135       PUD
0       0         0.375       6.375                      CHARLOTTE                  NC      28208       Single Family
0       0         0.375       6.25                       Potomac                    MD      20854       Single Family
0       0         0.375       6.875                      Waterford                  CA      95386       Single Family
0       0         0.375       6.5                        Hampton                    GA      30228       Single Family
0       0         0.375       6.375                      Tucker                     GA      30084       Townhouse
0       0         0.375       6.875                      Stafford                   VA      22554       Single Family
0       0         0.375       6.75                       Phoenix                    AZ      85022       Single Family
0       0         0.375       6.125                      LUSBY                      MD      20657       PUD
0       0         0.375       6.125                      GLENVIEW                   IL      60025       Single Family
0       0         0.375       6.25                       REDDING                    CA      96002       2-4 Family
0       0         0.375       6.125                      Hilton Head Island         SC      29928       Single Family
0       0         0.375       5.75                       COMPTON                    CA      90221       Single Family
0       0         0.375       6                          LOS ANGELES                CA      91406       Single Family
0       0         0.375       6.625                      LOS ANGELES                CA      91311       Condominium
0       0         0.375       7.75                       NASHVILLE                  TN      37218       Single Family
0       0         0.375       6.875                      SPRING VALLEY              CA      91977       Single Family
0       0         0.375       6.875                      Farmington                 MN      55024       Condominium
0       0         0.375       6.5                        EAGAN                      MN      55121       Condominium
0       0         0.375       6.5                        RIVERSIDE                  CA      92501       Single Family
0       0         0.375       7.125                      Sebring                    FL      33870       Single Family
0       0         0.375       6.75                       Oxnard                     CA      93033       PUD
0       0         0.375       6.375                      Minneapolis                MN      55417       Single Family
0       0         0.375       6.875                      Winter Haven               FL      33884       PUD
0       0         0.375       6.75                       Westfield                  IN      46074       PUD
0       0         0.375       6.75                       San Diego                  CA      92120       Single Family
0       0         0.375       6.625                      North Port                 FL      34288       Single Family
0       0         0.375       6.625                      Castle Rock                CO      80109       PUD
0       0         0.375       7                          Detroit                    MI      48209       Single Family
0       0         0.375       7                          LITCHFIELD PARK            AZ      85340       PUD
0       0         0.375       5.875                      SUWANEE                    GA      30024       PUD
0       0         0.375       6.875                      sausalito                  CA      94965       Single Family
0       0         0.375       7                          Las Vegas                  NV      89110       Single Family
0       0         0.375       7.125                      UPPER MARLBORO             MD      20772       PUD
0       0         0.375       6                          El Monte                   CA      91731       Single Family
0       0         0.375       6.5                        CHARLESTON                 SC      29405       PUD
0       0         0.375       6.875                      San Diego                  CA      92173       Condominium
0       0         0.375       6.875                      Dallas                     TX      75243       Single Family
0       0         0.375       6.375                      Lacey                      WA      98503       Single Family
0       0         0.375       6.875                      Ontario                    OR      97914       Single Family
0       0         0.375       6.25                       Sun City                   CA      92586       Single Family
0       0         0.375       6.5                        SARASOTA                   FL      34232       PUD
0       0         0.375       6.875                      Norton                     OH      44203       PUD
0       0         0.375       6.625                      LOS ANGELES                CA      90043       Single Family
0       0         0.375       6.375                      RIVERSIDE                  CA      92505       Single Family
0       0         0.375       6.625                      DINUBA                     CA      93618       Single Family
0       0         0.375       7.125                      HOUSTON                    TX      77089       Single Family
0       0         0.375       6.875                      Saint Francis              MN      55070       Single Family
0       0         0.375       6.625                      Summerville                SC      29485       Single Family
0       0         0.375       6.75                       Hilton Head Island         SC      29928       Condominium
0       0         0.375       7                          Winsted                    MN      55395       Single Family
0       0         0.375       7.125                      Greenacres                 FL      33463       Single Family
0       0         0.375       6.625                      Clyo                       GA      31303       Single Family
0       0         0.375       6.75                       Marblehead                 MA      01945       Condominium
0       0         0.375       7.125                      LAS VEGAS                  NV      89122       PUD
0       0         0.375       6.375                      Hilton Head Island         SC      29926       PUD
0       0         0.375       6.375                      Westfield                  IN      46074       PUD
0       0         0.375       6.875                      La Crosse                  WI      54601       Single Family
0       0         0.375       7                          Marietta                   GA      30067       Single Family
0       0         0.375       6.75                       Hilton Head Island         SC      29928       Condominium
0       0         0.375       6.5                        Lynn                       MA      01904       2-4 Family
0       0         0.375       6.625                      Bluffton                   SC      29910       Single Family
0       0         0.375       6.5                        Hilton Head Island         SC      29926       Condominium
0       0         0.375       6.5                        Hilton Head Island         SC      29926       Condominium
0       0         0.375       6.625                      Hilton Head Island         SC      29926       PUD
0       0         0.375       6.375                      Lexington                  MA      02421       Single Family
0       0         0.375       6.75                       Hilton Head Island         SC      29926       Condominium
0       0         0.375       6.75                       Saint Francis              MN      55070       Single Family
0       0         0.375       5.75                       Bluffton                   SC      29909       PUD
0       0         0.375       6.75                       Boylston                   MA      01505       Single Family
0       0         0.375       6.875                      Hilton Head Island         SC      29928       Condominium
0       0         0.375       6.375                      Hilton Head Island         SC      29926       Single Family
0       0         0.375       6.75                       Hilton Head Island         SC      29926       Condominium
0       0         0.375       6.5                        HIRAM                      GA      30141       PUD
0       0         0.375       6.125                      Potomac                    MD      20854       Single Family
0       0         0.375       6.75                       Aurora                     CO      80017       Condominium
0       0         0.375       6.5                        Las Vegas                  NV      89129       PUD
0       0         0.375       6.75                       YUMA                       AZ      85365       Single Family
0       0         0.375       6.875                      Deltona                    FL      32738       Single Family
0       0         0.375       6.375                      LAS VEGAS                  NV      89166       PUD
0       0         0.375       6.5                        LAS VEGAS                  NV      89139       PUD
0       0         0.375       7                          Paterson                   NJ      07504       Single Family
0       0         0.375       6.5                        PEORIA                     AZ      85383       PUD
0       0         0.375       6.5                        Castle Rock                CO      80104       PUD
0       0         0.375       6.375                      CHICAGO                    IL      60640       Condominium
0       0         0.375       6.75                       LAS VEGAS                  NV      89129       Single Family
0       0         0.375       6.375                      Swanton                    MD      21561       Single Family
0       0         0.375       7.125                      PEYTON                     CO      80831       PUD
0       0         0.375       6.75                       HENDERSON                  NV      89044       PUD
0       0         0.375       7.125                      ATLANTA                    GA      30331       PUD
0       0         0.375       6.5                        El Paso                    TX      79936       PUD
0       0         0.375       7                          RIVERVIEW                  FL      33569       PUD
0       0         0.375       7                          CUMMING                    GA      30040       PUD
0       0         0.375       7                          Hanover Park               IL      60133       Single Family
0       0         0.375       6.25                       Las Vegas                  NV      89139       PUD
0       0         0.375       7.125                      Mableton                   GA      30126       Single Family
0       0         0.375       6.25                       Virginia Beach             VA      23455       Condominium
0       0         0.375       6.25                       Chesapeake                 VA      23320       Condominium
0       0         0.375       6                          Sanford                    FL      32771       PUD
0       0         0.375       6.5                        Orlando                    FL      32808       Single Family
0       0         0.375       6.25                       Hilliard                   OH      43026       Single Family
0       0         0.375       6.875                      Hollywood                  FL      33021       Condominium
0       0         0.375       6.375                      Gilbert                    AZ      85297       PUD
0       0         0.375       6.75                       DULUTH                     GA      30097       PUD
0       0         0.375       6.625                      LOS ANGELES                CA      90026       2-4 Family
0       0         0.375       7                          MODESTO                    CA      95358       Single Family
0       0         0.375       6.5                        SAVANNAH                   GA      31404       Single Family
0       0         0.375       6.75                       El Mirage                  AZ      85335       PUD
0       0         0.375       7                          Palm Bch Gdns              FL      33418       PUD
0       0         0.375       6.75                       Henderson                  NV      89074       Single Family
0       0         0.375       6                          Los Angeles                CA      90059       2-4 Family
0       0         0.375       6.5                        Aventura                   FL      33160       Condominium
0       0         0.375       7.125                      Wilbraham                  MA      01095       Single Family
0       0         0.375       6.5                        South Saint Paul           MN      55075       2-4 Family
0       0         0.375       6.125                      Port Saint Lucie           FL      34953       PUD
0       0         0.375       6.625                      North Port                 FL      34286       Single Family
0       0         0.375       6.5                        OAK PARK                   MI      48237       Single Family
0       0         0.375       7                          West Palm Beach            FL      33418       PUD
0       0         0.375       7                          Mona                       UT      84645       Single Family
0       0         0.375       7                          Port Orange                FL      32127       PUD
0       0         0.375       7.125                      DENVER                     CO      80239       Single Family
0       0         0.375       7                          BRISTOW                    VA      20136       PUD
0       0         0.375       6.75                       TUCSON                     AZ      85737       PUD
0       0         0.375       6.375                      MENIFEE                    CA      92584       Single Family
0       0         0.375       6.375                      GLENDALE                   CA      91207       PUD
0       0         0.375       5.125                      Chula Vista                CA      91915       Condominium
0       0         0.375       6                          UNIONTOWN                  OH      44685       Single Family
0       0         0.375       6.625                      THORNTON                   CO      80233       PUD
0       0         0.375       6.25                       Corona                     CA      92882       PUD
0       0         0.375       6.625                      GILBERT                    AZ      85234       Single Family
0       0         0.375       7.125                      Cedar Hill                 TX      75104       Single Family
0       0         0.375       6.875                      Norwood                    PA      19074       2-4 Family
0       0         0.375       6.875                      Douglasville               GA      30134       PUD
0       0         0.375       6.75                       MILTON                     DE      19968       PUD
0       0         0.375       6.75                       Philadelphia               PA      19127       2-4 Family
0       0         0.375       7.125                      MONTROSE                   CA      91020       Single Family
0       0         0.375       6.875                      SPRING HILL                FL      34608       Single Family
0       0         0.375       6.875                      OGDEN                      UT      84403       2-4 Family
0       0         0.375       6.75                       RIVERSIDE                  CA      92503       Single Family
0       0         0.375       6.875                      North Port                 FL      34287       Single Family
0       0         0.375       6.75                       Mobile                     AL      36695       PUD
0       0         0.375       7.125                      SACRAMENTO                 CA      95835       Single Family
0       0         0.375       6.625                      Folsom                     LA      70437       Single Family
0       0         0.375       6.75                       Mobile                     AL      36608       Single Family
0       0         0.375       5.75                       Hyattsville                MD      20735       Single Family
0       0         0.375       6.375                      Victorville                CA      92395       Single Family
0       0         0.375       6.25                       Albuquerque                NM      87121       Single Family
0       0         0.375       6.625                      Alexandria                 VA      22306       Single Family
0       0         0.375       6.875                      Riverside                  CA      92509       Single Family
0       0         0.375       7.125                      Atlanta                    GA      30331       Condominium
0       0         0.375       6.625                      OREM                       UT      84057       Single Family
0       0         0.375       5.875                      RIVERTON                   UT      84065       Condominium
0       0         0.375       7.125                      DULUTH                     GA      30096       Condominium
0       0         0.375       6.75                       PALMDALE                   CA      93552       Single Family
0       0         0.375       6.5                        CHARLOTTE                  NC      28277       PUD
0       0         0.375       6.25                       BUCKEYE                    AZ      85326       PUD
0       0         0.375       7                          BRENTWOOD                  CA      94513       PUD
0       0         0.375       6.625                      COLORADO SPRINGS           CO      80922       PUD
0       0         0.375       5.875                      Loveland                   CO      80537       Single Family
0       0         0.375       7.25                       JACKSONVILLE               FL      32277       PUD
0       0         0.375       7                          Suitland                   MD      20746       Single Family
0       0         0.375       6.875                      District Heights           MD      20747       Single Family
0       0         0.375       6.875                      ADAMS CITY                 CO      80022       PUD
0       0         0.375       6.625                      CORONA                     CA      92880       Single Family
0       0         0.375       6.75                       MANASSAS                   VA      20111       Single Family
0       0         0.375       6.875                      BEAUMONT                   CA      92223       Single Family
0       0         0.375       7                          Orlando                    FL      32825       PUD
0       0         0.375       6.75                       FOUNTAIN                   CO      80817       PUD
0       0         0.375       6.25                       Harleysville               PA      19438       Single Family
0       0         0.375       6.875                      Whittier                   CA      90605       Single Family
0       0         0.375       6.25                       North Billerica            MA      01862       Single Family
0       0         0.375       7                          THORNTON                   CO      80233       Single Family
0       0         0.375       6.75                       LOS ANGELES                CA      90041       2-4 Family
0       0         0.375       6.375                      Las Vegas                  NV      89147       Single Family
0       0         0.375       6.5                        BUFORD                     GA      30519       PUD
0       0         0.375       7                          Vancouver                  WA      98661       Single Family
0       0         0.375       6.875                      Venice                     CA      90291       Single Family
0       0         0.375       7                          MURRIETA                   CA      92562       Single Family
0       0         0.375       6.875                      LINCOLN                    CA      95648       Single Family
0       0         0.375       6.625                      APPLE VALLEY               CA      92308       PUD
0       0         0.375       6.875                      Merced                     CA      95340       Single Family
0       0         0.375       6.5                        Scotia                     NY      12302       Single Family
0       0         0.375       5.75                       LITITZ                     PA      17543       PUD
0       0         0.375       7.125                      INDIANAPOLIS               IN      46229       PUD
0       0         0.375       7.125                      Rancho Cucamonga           CA      91701       Single Family
0       0         0.375       6.375                      LINCOLN                    DE      19960       Single Family
0       0         0.375       6.625                      LOUISVILLE                 KY      40245       Single Family
0       0         0.375       7                          Chico                      CA      95973       Single Family
0       0         0.375       7                          JACKSONVILLE               FL      32256       Condominium
0       0         0.375       7.125                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.25                       Chino                      CA      91710       PUD
0       0         0.375       6.5                        Riverton                   UT      84065       Single Family
0       0         0.375       5.875                      Middletown                 VA      22645       Single Family
0       0         0.375       6                          The Sea Ranch              CA      95497       PUD
0       0         0.375       6.875                      CHARLOTTE                  NC      28277       PUD
0       0         0.375       6.75                       SURPRISE                   AZ      85374       PUD
0       0         0.375       6.625                      RIDGEFIELD                 CT      06877       Single Family
0       0         0.375       7.875                      DUARTE                     CA      91010       Single Family
0       0         0.375       6.625                      SAN DIEGO                  CA      92105       Single Family
0       0         0.375       7.125                      ORLANDO                    FL      32829       Condominium
0       0         0.375       6                          Memphis                    TN      38114       Single Family
0       0         0.375       6.625                      Jacksonville               FL      32224       PUD
0       0         0.375       6.75                       San Diego                  CA      92117       Single Family
0       0         0.375       6.625                      Surprise                   AZ      85379       PUD
0       0         0.375       6.625                      LAS VEGAS                  NV      89122       Single Family
0       0         0.375       7                          BOLINGBROOK                IL      60490       Single Family
0       0         0.375       6                          ACAMPO                     CA      95220       Manufactured Home
0       0         0.375       6.5                        ELGIN                      IL      60123       PUD
0       0         0.375       7.125                      SANFORD                    FL      32771       PUD
0       0         0.375       6.875                      Las Vegas                  NV      89139       Single Family
0       0         0.375       6.5                        DALLAS                     GA      30157       PUD
0       0         0.375       6.5                        Fayetteville               GA      30215       Single Family
0       0         0.375       6.25                       College Park               GA      30349       PUD
0       0         0.375       5.875                      NORCROSS                   GA      30093       PUD
0       0         0.375       6.25                       LAWRENCEVILLE              GA      30043       PUD
0       0         0.375       6.25                       San Antonio                TX      78261       PUD
0       0         0.375       7.125                      Woodbridge                 VA      22193       Single Family
0       0         0.375       6.5                        Key Biscayne               FL      33149       Condominium
0       0         0.375       6.25                       Littleton                  CO      80129       PUD
0       0         0.375       6.75                       Richmond                   VA      23236       Single Family
0       0         0.375       6.625                      Rio Vista                  CA      94571       PUD
0       0         0.375       6.625                      Wharton                    NJ      07885       2-4 Family
0       0         0.375       6.125                      Oakland                    CA      94621       2-4 Family
0       0         0.375       6.875                      Duluth                     MN      55804       Single Family
0       0         0.375       6.5                        Little Rock                AR      72223       PUD
0       0         0.375       6.5                        FISHERS                    IN      46037       PUD
0       0         0.25        6.875                      Laveen                     AZ      85339       PUD
0       0         0.375       6.5                        Spanish Fork               UT      84660       PUD
0       0         0.375       5.875                      Valley Center              CA      92082       Single Family
0       0         0.25        5.625                      Vancouver                  WA      98664       Single Family
0       0         0.25        5.875                      Charlotte                  NC      28211       Single Family
0       0         0.375       6.125                      SPOKANE                    WA      99208       Single Family
0       0         0.25        6.25                       Glendale                   CA      91205       Condominium
0       0         0.25        6.375                      Alma                       CO      80420       Single Family
0       0         0.25        7.625                      Marshfield                 MA      02050       Single Family
0       0         0.375       7.5                        WALLACE                    CA      95240       Single Family
0       0         0.25        6.875                      Canyon Country             CA      91351       Condominium
0       0         0.25        5.875                      East Patchogue             NY      11772       Single Family
0       0         0.25        6.125                      Fallston                   MD      21047       Single Family
0       0         0.25        7.375                      San Jose                   CA      95125       Single Family
0       0         0.25        6.75                       Niles                      IL      60714       Townhouse
0       0         0.25        6.625                      South El Monte             CA      91733       Single Family
0       0         0.25        6.375                      New Rochelle               NY      10801       Single Family
0       0         0.25        6.625                      Torrance                   CA      90502       2-4 Family
0       0         0.25        6.75                       Fort Saint Lucie           FL      34986       Single Family
0       0         0.25        6.375                      San Jose                   CA      95121       Single Family
0       0         0.25        6.25                       Sherman Oaks               CA      91403       Single Family
0       0         0.25        6.5                        Moreno Valley              CA      92553       Single Family
0       0         0.25        6.75                       Ione                       CA      95640       Single Family
0       0         0.25        7                          Phoenix                    AZ      85053       PUD
0       0         0.25        6.375                      Las Vegas                  NV      89141       PUD
0       0         0.25        6.5                        North Oxford               MA      01537       Condominium
0       0         0.25        6.125                      Pacifica                   CA      94044       Single Family
0       0         0.25        6.5                        Woodbridge                 VA      22193       Single Family
0       0         0.25        5.75                       Oak Park                   CA      91377       Single Family
0       0         0.25        6.375                      Sterling                   VA      20165       PUD
0       0         0.375       6.875                      Wauseon                    OH      43567       Single Family
0       0         0.25        6                          Bellevue                   WA      98006       Condominium
0       0         0.25        6.5                        Miami Beach                FL      33140       Single Family
0       0         0.25        6.75                       Germantown                 MD      20874       PUD
0       0         0.25        6.75                       Stafford                   VA      22554       PUD
0       0         0.25        6.625                      Brighton                   MI      48116       Single Family
0       0         0.25        6.625                      Chandler                   AZ      85226       PUD
0       0         0.25        7                          Wood Dale                  IL      60191       Single Family
0       0         0.25        6.5                        Charlotte                  NC      28226       Single Family
0       0         0.25        6.5                        Gulf Shores                AL      36542       Condominium
0       0         0.25        7.125                      Gulf Shores                AL      36542       Single Family
0       0         0.25        6.875                      Patterson                  CA      95363       Single Family
0       0         0.25        6.25                       Pinole                     CA      94564       Single Family
0       0         0.25        6.625                      Silver Spring              MD      20906       Single Family
0       0         0.25        6                          Aliso Viejo                CA      92656       Condominium
0       0         0.25        6.375                      Van Nuys                   CA      91405       Single Family
0       0         0.25        6.875                      Encino                     CA      91316       Single Family
0       0         0.25        6.375                      Sterling                   VA      20165       PUD
0       0         0.25        6.75                       CONWAY                     NH      03860       Single Family
0       0         0.25        6.625                      Palm Desert                CA      92260       Single Family
0       0         0.25        6.375                      Fremont                    CA      94539       Single Family
0       0         0.25        6.625                      Rosedale                   NY      11422       Single Family
0       0         0.25        6.375                      STOCKTON                   CA      95212       Single Family
0       0         0.25        7                          Wentzville                 MO      63385       PUD
0       0         0.25        6.375                      West Covina                CA      91792       Condominium
0       0         0.25        6.75                       Milpitas                   CA      95035       Single Family
0       0         0.25        6.875                      Saint Louis                MO      63119       Single Family
0       0         0.25        6.875                      Weston                     FL      33327       Single Family
0       0         0.25        6.875                      Covina                     CA      91724       Condominium
0       0         0.25        6.5                        MAMMOTH LAKES              CA      93546       Single Family
0.35    0         0.6         7.25                       BRISTOW                    VA      20136       PUD
0       0         0.25        7.5                        DORAL                      FL      33178       PUD
0       0         0.25        5.875                      SHAKOPEE                   MN      55379       Single Family
0       0         0.25        5.75                       CORAL SPRINGS              FL      33071       Single Family
0       0         0.25        6.75                       LAFAYETTE                  CA      94549       Single Family
0       0         0.25        6.125                      FORT WALTON BEACH          FL      32548       Condominium
0       0         0.25        6.25                       NAPLES                     FL      34117       Single Family
0       0         0.25        6.5                        HENDERSON                  NV      89052       PUD
0       0         0.25        5.75                       CORONA                     CA      92880       Single Family
0       0         0.25        5.375                      LAS VEGAS                  NV      89134       PUD
0       0         0.25        5.375                      HALLANDALE BEACH           FL      33009       Condominium
0       0         0.25        5.625                      HOLLYWOOD                  FL      33019       Condominium
0       0         0.25        5.25                       NASHVILLE                  TN      37214       Condominium
0       0         0.25        4.875                      VIRGINIA BEACH             VA      23451       Single Family
0       0         0.25        6.5                        MORRISON                   CO      80465       Single Family
0       0         0.25        5.75                       NAPERVILLE                 IL      60564       PUD
0       0         0.25        6.5                        FREDERICK                  MD      21702       Single Family
0       0         0.25        4.875                      CHICAGO                    IL      60660       2-4 Family
0       0         0.25        6                          NIPOMO                     CA      93444       Single Family
0       0         0.25        6.375                      BELLEROSE                  NY      11426       2-4 Family
0       0         0.25        5.75                       RENTON                     WA      98056       Single Family
0       0         0.25        5.75                       PLEASANTVILLE              NY      10570       Single Family
0       0         0.25        6.125                      SAN FRANCISCO              CA      94103       Condominium
0       0         0.25        5.875                      SPRINGFIELD                VA      22151       Single Family
0       0         0.25        5.5                        WASHINGTON                 DC      20002       Single Family
0       0         0.25        5.75                       ELLICOTT CITY              MD      21043       Single Family
0       0         0.25        5.625                      SHERBORN                   MA      01770       Single Family
0       0         0.25        5.5                        CHANTILLY                  VA      20151       Single Family
0       0         0.25        5.75                       LONG BEACH                 NY      11561       Single Family
0       0         0.25        6                          PLAINSBORO                 NJ      08536       Single Family
0       0         0.25        5.625                      SAMMAMISH                  WA      98074       Single Family
0       0         0.25        5.75                       ST LOUIS                   MO      63127       PUD
0       0         0.25        5.625                      MARTINEZ                   CA      94553       Single Family
0       0         0.25        5.625                      YONKERS                    NY      10710       Single Family
0       0         0.25        5.375                      SAN FRANCISCO              CA      94107       Condominium
0       0         0.25        5.375                      HUNTINGTON BEACH           CA      92648       Single Family
0       0         0.25        5.75                       ELLICOTT CITY              MD      21043       Single Family
0       0         0.25        7                          Hialeah                    FL      33018       Single Family
0       0         0.25        7.375                      San Bruno                  CA      94066       Single Family
0       0         0.25        5.75                       Tucson                     AZ      85743       PUD
0       0         0.25        6.5                        Daly City                  CA      94014       2-4 Family
0       0         0.25        6.875                      FOLEY                      AL      36545       Single Family
0       0         0.25        6.875                      San Jose                   CA      95128       2-4 Family
0       0         0.25        6.875                      Blaine                     WA      98230       Single Family
0       0         0.25        6.75                       Clearwater                 FL      33764       Condominium
0       0         0.25        6.375                      Palmdale                   CA      93552       Single Family
0       0         0.25        6.75                       Alhambra                   CA      91801       Single Family
0       0         0.25        6                          Lake Elsinore              CA      92530       Single Family
0       0         0.25        6.375                      San Jose                   CA      95110       Condominium
0       0         0.25        6.75                       Redondo Beach              CA      90278       Condominium
0       0         0.25        6.25                       Pittsburg                  CA      94565       Single Family
0       0         0.25        5.75                       Fairfax                    VA      22032       Single Family
0       0         0.375       7                          Tampa                      FL      33603       Single Family
0       0         0.25        6.25                       Coconut Creek              FL      33073       Condominium
0       0         0.25        6.5                        Redondo Beach              CA      90278       Condominium
0       0         0.25        6.5                        Laguna Niguel              CA      92677       PUD
0       0         0.25        6.875                      San Ramon                  CA      94583       Single Family
0       0         0.25        6.875                      San Diego                  CA      92121       Condominium
0       0         0.25        6.25                       HYATTSVILLE                MD      20774       Condominium
0       0         0.25        7                          Fort Lee                   NJ      07024       Single Family
0       0         0.25        6.625                      Phoenix                    AZ      85021       Single Family
0       0         0.25        6.25                       Stockton                   CA      95219       Single Family
0       0         0.25        6.375                      Richmond Hill              NY      11419       2-4 Family
0       0         0.25        5.75                       Snohomish                  WA      98296       Single Family
0       0         0.25        6.5                        Matthews                   NC      28104       PUD
0       0         0.25        6.25                       Brooklyn                   NY      11214       2-4 Family
0       0         0.25        6.625                      Phoenix                    AZ      85042       Single Family
0       0         0.25        6.75                       Arlington                  VA      22204       Single Family
0       0         0.25        6.375                      Bellflower                 CA      90706       Single Family
0       0         0.25        6.625                      Kissimmee                  FL      34746       PUD
0       0         0.25        6                          New York                   NY      10011       CO-OP
0       0         0.25        6.75                       Fresh Meadows              NY      11365       Single Family
0       0         0.25        6.625                      Mercer Island              WA      98040       Single Family
0       0         0.25        6.875                      Anaheim                    CA      92802       Single Family
0       0         0.25        6.875                      Miami                      FL      33177       PUD
0       0         0.25        6.25                       Everett                    WA      98205       Condominium
0       0         0.25        6.75                       Sturbridge                 MA      01518       Single Family
0       0         0.25        6.625                      Walnut                     CA      91789       Single Family
0       0         0.25        6.5                        Astoria                    NY      11105       CO-OP
0       0         0.25        6.375                      ARLINGTON                  WA      98203       Single Family
0       0         0.25        6.875                      Sparks                     NV      89436       Single Family
0       0         0.25        6.25                       Junction City              OR      97448       Single Family
0       0         0.375       6.25                       Brooklyn                   NY      11229       2-4 Family
0       0         0.375       6.125                      Hilton Head                SC      29926       PUD
0       0         0.25        6.25                       San Jose                   CA      95131       Condominium
0       0         0.25        7                          San Jose                   CA      95118       Single Family
0       0         0.25        6.25                       Selbyville                 DE      19975       PUD
0       0         0.25        6.875                      Santa Clarita              CA      91355       Condominium
0       0         0.25        6                          Baltimore                  MD      21212       Single Family
0       0         0.25        6.375                      Oakland                    CA      94605       Single Family
0       0         0.25        6.875                      Alhambra                   CA      91801       Single Family
0       0         0.25        6.875                      Washington                 DC      20018       Single Family
0       0         0.25        6.75                       Oakland                    CA      94606       Single Family
0       0         0.375       6.625                      Los Angeles                CA      90057       Single Family
0       0         0.375       6.25                       Frederick                  MD      21703       PUD
0       0         0.375       6.75                       Lodi                       CA      95240       Single Family
0       0         0.375       5.75                       Gladstone                  OR      97027       PUD
0       0         0.375       6.25                       San Gabriel                CA      91775       Condominium
0       0         0.375       6.25                       Cary                       NC      27519       PUD
0       0         0.25        6.25                       Staten Island              NY      10309       2-4 Family
0       0         0.25        5.875                      Frederick                  MD      21702       Single Family
0       0         0.25        5.875                      Charlotte                  NC      28273       PUD
0       0         0.25        6.75                       Oakton                     VA      22124       PUD
0       0         0.25        6.625                      Baltimore                  MD      21217       Single Family
0       0         0.25        6.625                      Kirkland                   WA      98034       Single Family
0       0         0.25        6.625                      Frederick                  MD      21702       PUD
0       0         0.25        7                          VALRICO                    FL      33564       PUD
0       0         0.25        6.75                       Derwood                    MD      20855       PUD
0       0         0.25        6.125                      Woodbury                   CT      06798       Single Family
0       0         0.375       7.5                        Sacramento                 CA      95825       Condominium
0       0         0.25        7                          Foster City                CA      94404       Single Family
0       0         0.375       5.875                      Sherwood                   OR      97140       PUD
0       0         0.375       7.125                      LAGUNA BEACH               CA      92651       Single Family
0       0         0.25        6.875                      Diamond Bar                CA      91765       Single Family
0       0         0.25        6.5                        BRIGHTON                   MI      48116       PUD
0       0         0.25        6.25                       Tujunga                    CA      91042       Single Family
0       0         0.25        6.625                      Seattle                    WA      98136       Single Family
0       0         0.375       6.75                       Chicago                    IL      60651       Single Family
0       0         0.375       6.5                        Bridgeport                 CT      06606       Single Family
0       0         0.25        6                          Granada Hills              CA      91344       Single Family
0       0         0.25        6.375                      Lincoln                    CA      95648       PUD
0       0         0.25        6.125                      Fort Lee                   NJ      07024       CO-OP
0       0         0.25        6.75                       Breckenridge               CO      80424       PUD
0       0         0.25        6.625                      Scottsdale                 AZ      85251       Single Family
0       0         0.25        6.375                      Granada Hills              CA      91344       Single Family
0       0         0.25        5.625                      WASHINGTON                 DC      20003       2-4 Family
0       0         0.25        4.75                       BRISTOW                    VA      20136       PUD
0       0         0.25        5.875                      ALEXANDRIA                 VA      22301       PUD
0       0         0.25        5.375                      BLOOMFIELD HILLS           MI      48302       Single Family
0       0         0.25        5.375                      SEATTLE                    WA      98102       Single Family
0       0         0.25        5.875                      SAN CLEMENTE               CA      92657       Single Family
0       0         0.25        5.625                      LEESBURG                   VA      20176       PUD
0       0         0.25        6.25                       SAN DIEGO                  CA      92128       PUD
0       0         0.25        6.125                      LAS VEGAS                  NV      89178       PUD
0       0         0.25        6.5                        ASPEN                      CO      81611       Condominium
0       0         0.25        6.75                       BOSTON                     MA      02116       Single Family
0       0         0.25        5.625                      IRVINE                     CA      92620       Condominium
0       0         0.25        6.125                      HAMPSTEAD                  NC      28443       PUD
0       0         0.25        6                          SCOTTSDALE                 AZ      85262       PUD
0       0         0.25        6.125                      KISSIMMEE                  FL      34744       PUD
0       0         0.25        6.25                       DEERWOOD                   MN      56444       Single Family
0       0         0.25        6.25                       BOCA RATON                 FL      33432       PUD
0       0         0.25        6.25                       SANTA CLARITA              CA      91321       Single Family
0       0         0.25        6.5                        BELLEVUE                   WA      98008       Single Family
0       0         0.25        5.875                      BIG SKY                    MT      59716       PUD
0       0         0.25        5.625                      WESTFIELD                  NJ      08090       Single Family
0       0         0.25        5.75                       SANTA ROSA                 CA      95404       Single Family
0       0         0.25        5.125                      LEESBURG                   VA      20176       Single Family
0       0         0.25        5.25                       SIMI VALLEY                CA      93065       PUD
0       0         0.25        6                          VIENNA                     VA      22180       Single Family
0       0         0.25        6                          SEATTLE                    WA      98102       Single Family
0       0         0.25        6                          IRVINE                     CA      92614       PUD
0       0         0.25        6.125                      PHILOMATH                  OR      97370       Single Family
0       0         0.25        6.125                      PALM SPRINGS               CA      92264       Single Family
0       0         0.25        5.25                       SAINT SIMONS ISLAND        GA      31522       Condominium
0       0         0.25        5.5                        PALM DESERT                CA      92211       PUD
0       0         0.25        6.125                      CAMERON PARK               CA      95682       Single Family
0       0         0.25        5.25                       MITCHELLEVILLE             MD      20721       PUD
0       0         0.25        5.375                      HUNTINGTOWN                MD      20639       PUD
0       0         0.25        5.25                       OGUNQUIT                   ME      03907       Single Family
0       0         0.25        7.5                        GLENCOE                    IL      60022       Single Family
0       0         0.25        6.5                        ASHBURN                    VA      20147       PUD
0       0         0.25        7.125                      BOCA RATON                 FL      33486       Single Family
0       0         0.25        6.125                      GRASS VALLEY               CA      95945       Single Family
0       0         0.25        6                          MIAMI                      FL      33156       Single Family
0       0         0.25        6.5                        BALTIMORE                  MD      21230       PUD
0       0         0.25        7.125                      PORT CHARLOTTE             FL      33952       Single Family
0       0         0.25        6.5                        MIAMI                      FL      33184       Single Family
0       0         0.25        6.5                        COEUR D ALENE              ID      83814       Single Family
0       0         0.25        4.875                      CHAPEL HILL                NC      27517       PUD
0       0         0.25        6.75                       SHERMAN OAKS               CA      91403       Single Family
0       0         0.25        6                          SARASOTA                   FL      34233       Single Family
0       0         0.25        5.875                      CINCINNATI                 OH      45208       Single Family
0       0         0.375       6.75                       Davenport                  FL      33896       PUD
0       0         0.375       6.5                        Phoenix                    AZ      85024       PUD
0       0         0.375       7.125                      COLLEGE PARK               MD      20740       Single Family
0       0         0.375       6.875                      MANSFIELD                  TX      76063       Single Family
0       0         0.375       6.625                      SAN MARCOS                 CA      92078       PUD
0       0         0.375       6.875                      ELK GROVE                  CA      95758       Single Family
0       0         0.375       7                          Fort Myers                 FL      33919       Condominium
0       0         0.375       6.125                      Fayetteville               GA      30214       Single Family
0       0         0.375       6.75                       WINTER GARDEN              FL      24787       PUD
0       0         0.375       6.625                      Hollywood                  FL      33027       PUD
0       0         0.375       6.875                      DORCHESTER ST              MA      02122       2-4 Family
0       0         0.375       6.5                        BONITA SPRINGS             FL      34135       Single Family
0       0         0.375       6.875                      Baton Rouge                LA      70816       Single Family
0       0         0.375       6.75                       Kissimmee                  FL      34759       PUD
0       0         0.375       6.75                       HERNDON                    VA      20171       PUD
0       0         0.375       5.625                      CHULA VISTA                CA      91913       PUD
0       0         0.375       5.75                       FORT WORTH                 TX      76248       PUD
0       0         0.375       6.75                       Manassas                   VA      20109       Townhouse
0       0         0.375       5.25                       Victorville                CA      92392       Single Family
0       0         0.375       6.125                      ATLANTA                    GA      30331       PUD
0       0         0.375       6.625                      RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.5                        VALRICO                    FL      33594       PUD
0       0         0.375       5.625                      Gilbert                    AZ      85233       PUD
0       0         0.375       7                          Swatara                    MN      55785       Single Family
0       0         0.375       6.5                        College Station            TX      77845       PUD
0       0         0.375       6.75                       FRANKLIN                   OH      45005       PUD
0       0         0.375       6.75                       Parker                     CO      80138       Single Family
0       0         0.375       6.75                       HOUSTON                    TX      77070       Single Family
0       0         0.375       6.75                       HELENDALE                  CA      92342       Single Family
0       0         0.375       6.875                      SEVIERVILLE                TN      37876       Single Family
0       0         0.375       6                          BEAUMONT                   CA      92223       PUD
0       0         0.375       6.25                       LAS VEGAS                  NV      89131       PUD
0       0         0.375       7                          Seaside                    CA      93955       Single Family
0       0         0.375       6.875                      BRADENTON                  FL      34201       Condominium
0       0         0.375       6                          COLORADO SPRINGS           CO      80922       PUD
0       0         0.375       6.625                      RALEIGH                    NC      27614       PUD
0       0         0.375       6.875                      BRANSON WEST               MO      65737       Condominium
0       0         0.375       6.875                      Tempe                      AZ      85284       PUD
0       0         0.375       7                          CAPE CORAL                 FL      33993       Single Family
0       0         0.375       6.25                       Surprise                   AZ      85379       Single Family
0       0         0.375       7.125                      Keller                     TX      76248       2-4 Family
0       0         0.375       7.125                      Keller                     TX      76248       2-4 Family
0       0         0.375       7                          Saint Augustine            FL      32092       PUD
0       0         0.375       6.875                      GLEN BURNIE                MD      21061       Single Family
0       0         0.375       6.5                        Peoria                     AZ      85383       PUD
0       0         0.375       6.625                      JACKSONVILLE               FL      32216       PUD
0       0         0.375       6.875                      Springfield                VA      22151       Single Family
0       0         0.375       6.5                        Thornton                   CO      80233       PUD
0       0         0.375       6.75                       Kaneohe                    HI      96744       Single Family
0       0         0.375       6.75                       PHOENIX                    AZ      85024       PUD
0       0         0.375       7.125                      PAYSON                     AZ      85541       Single Family
0       0         0.375       6.25                       Moreno Valley              CA      92553       Single Family
0       0         0.375       6.5                        Elkins Park                PA      19027       Single Family
0       0         0.375       6.75                       NAPLES                     FL      34110       PUD
0       0         0.375       6.875                      BRADENTON                  FL      34201       Condominium
0       0         0.375       5.875                      Evans                      CO      80620       PUD
0       0         0.375       6.125                      Park City                  UT      84060       PUD
0       0         0.375       6.875                      Washington                 DC      20011       Single Family
0       0         0.375       7                          Jacksonville               FL      32208       Single Family
0       0         0.375       6.5                        EL CENTRO                  CA      92243       Single Family
0       0         0.375       5.75                       CORONA                     CA      92880       PUD
0       0         0.375       6.75                       Orlando                    FL      32824       PUD
0       0         0.375       6.75                       Mesa                       AZ      85204       Single Family
0       0         0.375       6.625                      Palm Coast                 FL      32137       Single Family
0       0         0.375       5.75                       AVONDALE ESTATES           GA      30002       Single Family
0       0         0.375       6                          CLERMONT                   FL      34711       PUD
0       0         0.375       6                          MABLETON                   GA      30126       PUD
0       0         0.375       6.5                        KISSIMMEE                  FL      34746       PUD
0       0         0.375       6.125                      TAMPA                      FL      33606       Single Family
0       0         0.375       5.75                       HUNTERSVILLE               NC      28078       PUD
0       0         0.375       5.75                       Longwood                   FL      32779       PUD
0       0         0.375       6                          MANTEO                     NC      27954       Condominium
0       0         0.375       6.75                       SOUTH MIAMI                FL      33143       Condominium
0       0         0.375       5.875                      SUWANEE                    GA      30024       PUD
0       0         0.375       6.125                      ST. AUGUSTINE              FL      32084       Single Family
0       0         0.375       6.125                      HUNTERSVILLE               NC      28078       PUD
0       0         0.375       6                          ACWORTH                    GA      30101       PUD
0       0         0.375       5.875                      VALRICO                    FL      33594       PUD
0       0         0.375       6                          TAMPA                      FL      33624       PUD
0       0         0.375       5.875                      Atlanta                    GA      30328       PUD
0       0         0.375       6.375                      SMYRNA                     GA      30080       Single Family
0       0         0.375       5.75                       DARIEN                     GA      31305       Single Family
0       0         0.375       6                          ATLANTA                    GA      30328       PUD
0       0         0.375       6.25                       FORT MYERS                 FL      33912       Condominium
0       0         0.375       5.875                      Newnan                     GA      30265       PUD
0       0         0.375       6.125                      ROCK HILL                  SC      29732       Single Family
0       0         0.375       5.875                      NEW SMYRNA BEACH           FL      32169       Condominium
0       0         0.375       6                          NAPLES                     FL      34116       Condominium
0       0         0.375       5.875                      #3 Jacksonville            FL      32259       PUD
0       0         0.375       5.75                       MIAMI SHORES               FL      33138       Single Family
0       0         0.375       5.75                       WELLINGTON                 FL      33414       PUD
0       0         0.375       5.75                       HIRAM                      GA      30141       PUD
0       0         0.375       6                          Jacksonville               FL      32226       PUD
0       0         0.375       6.375                      Atlanta                    GA      30306       Single Family
0       0         0.375       5.75                       NORCROSS                   GA      30092       PUD
0       0         0.375       5.875                      SPRING HILL                FL      34609       2-4 Family
0       0         0.375       6.25                       ST PETERSBURG              FL      33703       Single Family
0       0         0.375       6.75                       LARGO                      FL      33770       Single Family
0       0         0.375       6                          Miami                      FL      33015       Condominium
0       0         0.375       5.875                      Tierra Verde               FL      33715       Condominium
0       0         0.375       5.75                       SNELLVILLE                 GA      30078       PUD
0       0         0.375       6.375                      CHARLOTTE                  NC      28210       Condominium
0       0         0.375       6.25                       FORT LAUDERDALE#3003       FL      33301       Condominium
0       0         0.375       6.25                       ATLANTA                    GA      30315       Single Family
0       0         0.375       5.75                       Plantation                 FL      33317       Single Family
0       0         0.375       6                          Marietta                   GA      30064       Single Family
0       0         0.375       6                          CARY                       NC      27511       PUD
0       0         0.375       5.75                       MIAMI                      FL      33179       Condominium
0       0         0.375       5.875                      TAMPA                      FL      33615       Single Family
0       0         0.375       5.875                      TALLAHASSEE                FL      32309       PUD
0       0         0.375       6.25                       Tampa                      FL      33624       PUD
0       0         0.375       5.875                      FORT MYERS                 FL      33912       Condominium
0       0         0.375       6.25                       GAINESVILLE                FL      32607       PUD
0       0         0.375       6.25                       TAMPA                      FL      33617       Single Family
0       0         0.375       6.125                      CORAL SPRINGS              FL      33071       Single Family
0       0         0.375       6.125                      APOPKA                     FL      32703       PUD
0       0         0.375       5.875                      LIGHTHOUSE POINT           FL      33064       Single Family
0       0         0.375       5.75                       ATLANTA                    GA      30345       Single Family
0       0         0.375       6                          CLEARWATER                 FL      33756       Single Family
0       0         0.375       6                          Pembroke Pines             FL      33028       PUD
0       0         0.375       5.75                       Jacksonville               FL      32258       PUD
0       0         0.375       6.125                      FORT LAUDERDALE            FL      33301       Condominium
0       0         0.375       6.125                      FERNANDINA BEACH           FL      32034       Single Family
0       0         0.375       6.75                       BRADENTON                  FL      34203       PUD
0       0         0.375       6.375                      MCDONOUGH                  GA      30252       Single Family
0       0         0.375       5.875                      OLDSMAR                    FL      34677       Single Family
0       0         0.375       5.875                      Roswell                    GA      30075       PUD
0       0         0.375       5.875                      Tarpon Springs             FL      34689       PUD
0       0         0.375       6.25                       UNION CITY                 GA      30291       PUD
0       0         0.375       5.75                       DOUGLASVILLE               GA      30135       PUD
0       0         0.375       5.75                       Tampa                      FL      33626       PUD
0       0         0.375       5.875                      KENNESAW                   GA      30144       PUD
0       0         0.375       6.25                       CHAMBLEE                   GA      30341       Single Family
0       0         0.375       5.75                       VENICE                     FL      34293       Single Family
0       0         0.375       5.875                      BOCA RATON                 FL      33432       Single Family
0       0         0.375       5.875                      SARASOTA                   FL      34243       PUD
0       0         0.375       6                          Miami                      FL      33173       Single Family
0       0         0.375       6.75                       Cape Coral                 FL      33909       Single Family
0       0         0.375       6.5                        Largo                      FL      33770       Single Family
0       0         0.375       6                          San Diego                  CA      92108       Condominium
0       0         0.375       6.5                        TUCSON                     AZ      85755       PUD
0       0         0.375       7.625                      North Miami                FL      33179       Single Family
0       0         0.375       7.125                      Deltona                    FL      32738       Single Family
0       0         0.375       7.125                      San Anselmo                CA      94960       Single Family
0       0         0.375       6.5                        Kalispell                  MT      59901       Single Family
0       0         0.375       6.125                      Orlando                    FL      32828       PUD
0       0         0.375       7.125                      Kennett Square             PA      19348       Single Family
0       0         0.375       5.625                      Pensacola                  FL      32507       Condominium
0       0         0.375       5.875                      Miami                      FL      33140       Condominium
0       0         0.375       6.5                        North Branch               MN      55056       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85020       Condominium
0       0         0.375       6.875                      Hudson                     WI      54016       PUD
0       0         0.375       6.625                      Bakersfield                CA      93307       Single Family
0       0         0.375       6.25                       LAS VEGAS                  NV      89138       Single Family
0       0         0.375       6.875                      BOWIE                      MD      20715       Single Family
0       0         0.375       6.5                        Queen Creek                AZ      85242       PUD
0       0         0.375       6.375                      WARRENTON                  VA      20186       PUD
0       0         0.375       6.875                      CULPEPER                   VA      22701       PUD
0       0         0.375       6.625                      Philadelphia               PA      19147       Condominium
0       0         0.375       6.25                       BROOMFIELD                 CO      80020       Single Family
0       0         0.375       6.875                      SADDLE BROOK               NJ      07663       Single Family
0       0         0.375       7.125                      Overgaard                  AZ      85933       Single Family
0       0         0.25        5                          CHICAGO                    IL      60657       2-4 Family
0       0         0.375       5.75                       PLEASANTON                 CA      94588       PUD
0       0         0.375       6.75                       GOOSE CREEK                SC      29445       Single Family
0       0         0.375       6.75                       GOOSE CREEK                SC      29445       Single Family
0       0         0.375       6.75                       GOOSE CREEK                SC      29445       Single Family
0       0         0.375       6.75                       GOOSE CREEK                SC      29445       Single Family
0       0         0.375       5.75                       GILBERT                    AZ      85297       PUD
0       0         0.375       5.5                        DENVER                     NC      28037       PUD
0       0         0.375       6.625                      MONTEBELLO                 CA      90640       Single Family
0       0         0.375       6.75                       LAS VEGAS                  NV      89121       Single Family
0       0         0.375       6.875                      ORLANDO                    FL      32829       PUD
0       0         0.375       6.625                      SURPRISE                   AZ      85388       PUD
0       0         0.375       6.75                       SURPRISE                   AZ      85388       PUD
0       0         0.375       6.875                      STERLING                   VA      20165       Townhouse
0       0         0.375       6.5                        LAS VEGAS                  NV      89141       PUD
0       0         0.375       7.125                      GIG HARBOR                 WA      98335       Single Family
0       0         0.375       6.875                      GAITHERSBURG               MD      20879       PUD
0       0         0.375       6.625                      PHOENIX                    AZ      85022       Single Family
0       0         0.375       7                          LAS VEGAS                  NV      89115       Single Family
0       0         0.375       6.875                      SCOTTSDALE                 AZ      85250       Townhouse
0       0         0.375       6.75                       SCOTTSDALE                 AZ      85259       Single Family
0       0         0.375       7.125                      PRESCOTT VALLEY            AZ      86314       Single Family
0       0         0.375       6.5                        CHINO                      CA      91710       PUD
0       0         0.375       7.125                      SHERMAN OAKS               CA      91403       Single Family
0       0         0.375       6.875                      STONE RIDGE                VA      20105       Single Family
0       0         0.375       7                          LANTANA                    FL      33462       Single Family
0       0         0.375       6.75                       GLENDALE                   AZ      85301       Single Family
0       0         0.375       6.75                       GAINESVILLE                GA      30501       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85086       Single Family
0       0         0.375       6.125                      ORLANDO                    FL      32828       PUD
0       0         0.375       7                          MAITLAND                   FL      32751       Condominium
0       0         0.375       6.375                      LOVELAND                   CO      80537       PUD
0       0         0.375       7.125                      VAIL                       AZ      85641       PUD
0       0         0.375       6.625                      PRESCOTT VALLEY            AZ      86314       PUD
0       0         0.375       6.875                      MIDLOTHIAN                 VA      23114       PUD
0       0         0.375       7                          WASHINGTON                 DC      20010       Single Family
0       0         0.375       6.375                      HIGHLANDTOWN               MD      21224       Condominium
0       0         0.375       7.125                      HAMPTON                    GA      30228       PUD
0       0         0.375       6.875                      MONTVALE                   NJ      07645       Single Family
0       0         0.375       6.625                      MANASSAS                   VA      20110       PUD
0       0         0.375       6                          COVINGTON                  GA      30014       PUD
0       0         0.375       5.375                      MEDFORD                    OR      97504       Single Family
0       0         0.375       5.125                      GLENVIEW                   IL      60025       Single Family
0       0         0.375       6                          AURORA                     CO      80012       Condominium
0       0         0.375       5.375                      MESA                       AZ      85207       PUD
0       0         0.375       6.125                      GRAYSLAKE                  IL      60030       Single Family
0       0         0.375       4.75                       PITTSBURGH                 PA      15238       Single Family
0       0         0.375       6                          MADISON                    GA      30650       Single Family
0       0         0.375       5.875                      GAITHERSBURG               MD      20878       Single Family
0       0         0.375       6                          RICHMOND                   VA      23235       Single Family
0       0         0.375       5.625                      LAS VEGAS                  NV      89110       PUD
0       0         0.375       6.375                      LAS VEGAS                  NV      89131       PUD
0       0         0.375       6.5                        OVIEDO                     FL      32765       PUD
0       0         0.375       6.625                      EVERGREEN                  CO      80439       Single Family
0       0         0.375       6.625                      LIVERMORE                  CA      94551       Single Family
0       0         0.375       7                          FT WASHINGTON              MD      20744       Single Family
0       0         0.375       6.5                        PERRIS                     CA      92571       Single Family
0       0         0.375       6.75                       NORCROSS                   GA      30071       Single Family
0       0         0.375       5.75                       CLEARWATER                 FL      33756       PUD
0       0         0.375       5.875                      BOCA RATON                 FL      33487       Condominium
0       0         0.375       6.125                      DAHLONEGA                  GA      30533       Single Family
0       0         0.375       5.875                      COLLIERVILLE               TN      38017       PUD
0       0         0.375       5.875                      MIAMI                      FL      33154       Condominium
0       0         0.375       6.75                       AVENTURA                   FL      33180       Condominium
0       0         0.375       5.625                      HOLLY SPRINGS              NC      27540       PUD
0       0         0.375       5.875                      TRUSSVILLE                 AL      35173       PUD
0       0         0.375       6.375                      OAKWOOD                    GA      30566       Single Family
0       0         0.375       6.5                        SANFORD                    FL      32771       Single Family
0       0         0.375       5.5                        HERNDON                    VA      20170       Single Family
0       0         0.375       5.875                      MIAMI                      FL      33032       PUD
0       0         0.375       5.75                       RALEIGH                    NC      27608       Single Family
0       0         0.375       5.75                       PINE MOUNTAIN              GA      31822       PUD
0       0         0.375       6                          GRIFFIN                    GA      30224       Single Family
0       0         0.375       6.25                       PORT WENTWORTH             GA      31407       PUD
0       0         0.375       6.375                      PONTE VEDRA BEACH          FL      32082       Single Family
0       0         0.375       5.875                      Bradenton                  FL      34208       PUD
0       0         0.375       5.875                      Satellite Beach            FL      32937       Condominium
0       0         0.375       5                          HAYWARD                    CA      94545       PUD
0       0         0.375       5.875                      SAN MARCOS                 CA      92078       Condominium
0       0         0.25        6.375                      Beltsville                 MD      20705       Single Family
0       0         0.25        7                          Silver Spring              MD      20902       Single Family
0       0         0.375       5.875                      Mishawaka                  IN      46544       Single Family
0       0         0.375       6.5                        Princeton                  TX      75407       Single Family
0       0         0.375       5.75                       Jupiter                    FL      33478       PUD
0       0         0.375       6.5                        Aguanga                    CA      92536       Manufactured Home
0       0         0.375       6.375                      Passaic                    NJ      07055       2-4 Family
0       0         0.375       5.875                      Marlborough                MA      01752       Single Family
0       0         0.375       5.875                      Orlando                    FL      32809       Single Family
0       0         0.375       7.125                      West Palm Beach            FL      33413       PUD
0       0         0.25        6.75                       Henderson                  NV      89012       PUD
0       0         0.25        6.25                       Staten Island              NY      10314       Single Family
0       0         0.25        6.75                       Baldwin Park               CA      91706       Condominium
0       0         0.375       6.5                        Hollywood                  FL      33020       Condominium
0       0         0.375       5.375                      Trussville                 AL      35173       Single Family
0       0         0.375       6.875                      Atlanta                    GA      30328       Single Family
0       0         0.375       6.125                      Atlanta                    GA      30312       PUD
0       0         0.375       4.875                      Tampa                      FL      33629       Single Family
0       0         0.375       6.25                       Ocoee                      FL      34761       PUD
0       0         0.375       7                          LOS ANGELES                CA      90011       2-4 Family
0       0         0.375       6.25                       VALLEJO                    CA      94591       Single Family
0       0         0.375       6.125                      SANDY SPRING               MD      20860       PUD
0       0         0.375       6                          LAS VEGAS                  NV      89124       PUD
0       0         0.375       6.875                      Damascus                   MD      20872       Single Family
0       0         0.375       7                          Bowie                      MD      20721       Condominium
0       0         0.375       7                          UPPER MARLBORO             MD      20772       PUD
0       0         0.375       6.875                      Meggett                    SC      29449       Single Family
0       0         0.375       6.875                      bristow                    VA      20136       PUD
0       0         0.375       6.125                      Reston                     VA      20190       Condominium
0       0         0.375       6.625                      Mount Airy                 MD      21771       PUD
0       0         0.375       6.375                      Jacksonville               FL      32225       Condominium
0       0         0.375       6.75                       Menifee                    CA      92584       Single Family
0       0         0.375       6.875                      Elk Grove                  CA      95758       PUD
0       0         0.375       6.5                        Orlando                    FL      32833       Single Family
0       0         0.375       6.25                       Murrieta                   CA      92563       Single Family
0       0         0.375       6.75                       Stephens City              VA      22655       PUD
0       0         0.375       6                          Mount Pleasant             SC      29466       PUD
0       0         0.375       6.875                      Long Beach                 CA      90807       Single Family
0       0         0.375       6.875                      Bristow                    VA      20136       PUD
0       0         0.375       6.625                      Sparks                     NV      89431       PUD
0       0         0.375       6.25                       Greensboro                 NC      27407       PUD
0       0         0.375       6.875                      Miami Gardens              FL      33015       PUD
0       0         0.375       6.75                       Las Vegas                  NV      89115       Single Family
0       0         0.375       6.875                      El Mirage                  AZ      85335       PUD
0       0         0.375       6.75                       Queen Creek                AZ      85242       Single Family
0       0         0.375       6.375                      Denver                     CO      80233       PUD
0       0         0.375       6.875                      Boca Raton                 FL      33433       Condominium
0       0         0.375       7.125                      Minneapolis                MN      55417       Single Family
0       0         0.375       6.875                      Litchfield Park            AZ      85340       PUD
0       0         0.375       6.5                        Winter Garden              FL      34787       PUD
0       0         0.375       6                          Mesa                       AZ      85213       PUD
0       0         0.375       6.25                       Windermere                 FL      34786       PUD
0       0         0.375       6.625                      Orlando                    FL      32836       PUD
0       0         0.375       6.5                        Ocoee                      FL      34761       PUD
0       0         0.375       6.25                       Scottsdale                 AZ      85254       Single Family
0       0         0.375       6.125                      Aurora                     CO      80014       Single Family
0       0         0.375       7                          Converse                   TX      78109       Single Family
0       0         0.375       7                          PHOENIX                    AZ      85086       Single Family
0       0         0.375       6.625                      PEORIA                     AZ      85345       Condominium
0       0         0.375       6.5                        BAKERSFIELD                CA      93311       Single Family
0       0         0.375       7.125                      FRANKLIN LAKES             NJ      07417       Single Family
0       0         0.375       7.125                      HIGHLAND SPRINGS           VA      23075       PUD
0       0         0.375       6.75                       Midway                     UT      84049       PUD
0       0         0.375       6.625                      RIVERVIEW                  FL      33569       Single Family
0       0         0.375       7                          Eagle Mountain             UT      84043       Single Family
0       0         0.375       6.5                        Jacksonville               FL      32207       Single Family
0       0         0.375       6.5                        Jacksonville               FL      32207       Single Family
0       0         0.375       6.5                        Stillwater                 MN      55082       Single Family
0       0         0.375       6.75                       Brooklyn Center            MN      55429       PUD
0       0         0.375       7.125                      SOCORRO                    TX      79927       Single Family
0       0         0.375       6.25                       LAS VEGAS                  NV      89110       Single Family
0       0         0.375       4.75                       MCLEAN                     VA      22102       Condominium
0       0         0.375       6.625                      SELBYVILLE                 DE      19975       PUD
0       0         0.375       5.875                      GOLDEN                     CO      80403       Single Family
0       0         0.375       6                          BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.625                      CHULA VISTA                CA      91910       Single Family
0       0         0.375       6.5                        TACOMA                     WA      98444       Single Family
0       0         0.375       5.99                       SAN JOSE                   CA      95127       Single Family
0       0         0.375       5.99                       SAN JOSE                   CA      95112       Single Family
0       0         0.375       5.99                       SACRAMENTO                 CA      95833       Single Family
0       0         0.375       5.875                      FONTANA                    CA      92337       Single Family
0       0         0.375       6                          FRESNO                     CA      93703       Single Family
0       0         0.375       6.125                      COLUMBUS                   GA      31904       Single Family
0       0         0.375       5.875                      DENVER                     CO      80231       PUD
0       0         0.375       5.875                      JEFFERSON                  CO      80456       Single Family
0       0         0.375       5.625                      DENVER                     CO      80205       Single Family
0       0         0.375       5.625                      FORT COLLINS               CO      80526       Single Family
0       0         0.375       6.5                        PEYTON                     CO      80831       PUD
0       0         0.375       6.625                      AVON LAKE                  OH      44012       Single Family
0       0         0.375       8.875                      WEST CARROLLTON            OH      45449       Single Family
0       0         0.375       6                          PANORA                     IA      50216       Single Family
0       0         0.375       5.5                        HILLSBORO                  OR      97124       Single Family
0       0         0.375       6.875                      OXON HILL                  MD      20745       Single Family
0       0         0.375       6.5                        SAVANNAH                   GA      31406       Single Family
0       0         0.375       7.125                      EVERETT                    MA      02149       2-4 Family
0       0         0.375       6.875                      Auburndale                 FL      33823       Single Family
0       0         0.375       7.125                      Westminister               CO      80031       Condominium
0       0         0.375       6.25                       ALABASTER                  AL      35007       Single Family
0       0         0.375       6.375                      Santee                     CA      92071       Condominium
0       0         0.375       6.75                       SURPRISE                   AZ      85379       PUD
0       0         0.375       5.875                      Menifee                    CA      92584       PUD
0       0         0.375       6.75                       Cornelius                  NC      28031       PUD
0       0         0.375       6.25                       Panama City Beach          FL      32408       Condominium
0       0         0.375       6                          Saint Louis                MO      63122       Single Family
0       0         0.375       6                          Ramsey                     MN      55303       Single Family
0       0         0.375       6.875                      El Mirage                  AZ      85335       PUD
0       0         0.375       6.625                      Phoenix                    AZ      85037       PUD
0       0         0.375       6.5                        Las Vegas                  NV      89166       Condominium
0       0         0.375       7                          Havertown                  PA      19083       Single Family
0       0         0.375       7.125                      Peoria                     AZ      85383       Single Family
0       0         0.375       6.75                       Laguna Beach               CA      92651       Single Family
0       0         0.375       6.375                      Fernandina Beach           FL      32034       Single Family
0       0         0.375       7                          Kissimmee                  FL      34746       PUD
0       0         0.375       6.875                      Fruita                     CO      81521       Single Family
0       0         0.375       6.875                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       7                          COVINA                     CA      91722       Single Family
0       0         0.375       6.375                      Nixa                       MO      65714       Single Family
0       0         0.375       6.75                       Olney                      MD      20832       PUD
0       0         0.375       7                          EL CENTRO                  CA      92243       Single Family
0       0         0.375       6.875                      PALMDALE                   CA      93552       PUD
0       0         0.375       6.875                      West Paterson              NJ      07424       Single Family
0       0         0.375       5.5                        Apopka                     FL      32703       Single Family
0       0         0.375       7                          Arlington                  TX      76013       2-4 Family
0       0         0.375       7                          LAS VEGAS                  NV      89129       Condominium
0       0         0.375       6.375                      SANTA CLARITA              CA      91351       Single Family
0       0         0.375       7                          Queen Creek                AZ      85242       PUD
0       0         0.375       6.375                      Charlotte                  NC      28215       PUD
0       0         0.375       6.875                      Mesa                       AZ      85209       PUD
0       0         0.375       6.625                      RIO RANCHO                 NM      87124       Single Family
0       0         0.375       6.375                      Santa Ana                  CA      92704       Single Family
0       0         0.375       6.875                      Palm Springs               CA      92262       PUD
0       0         0.375       6.875                      Carrollton                 GA      30117       Single Family
0       0         0.375       6.875                      Norfolk                    VA      23523       2-4 Family
0       0         0.375       6.625                      DURHAM                     NC      27705       Single Family
0       0         0.375       5.5                        Maricopa                   AZ      85239       PUD
0       0         0.375       7.125                      Gaithersburg               MD      20879       Townhouse
0       0         0.375       6.875                      Cranford                   NJ      07016       2-4 Family
0       0         0.375       6.625                      DAVENPORT                  FL      33896       PUD
0       0         0.375       6                          FOUNTAIN VALLEY            CA      92708       PUD
0       0         0.375       7                          JACKSONVILLE               FL      32216       PUD
0       0         0.375       5.875                      Salinas                    CA      93907       Single Family
0       0         0.375       6.875                      Casselberry                FL      32707       2-4 Family
0       0         0.375       6.25                       Virginia Beach             VA      23462       Single Family
0       0         0.375       6.375                      FARR WEST                  UT      84404       Single Family
0       0         0.375       6.375                      Woodland                   CA      95695       Single Family
0       0         0.375       6.25                       Phoenix                    AZ      85050       PUD
0       0         0.375       6.875                      HYATTSVILLE                MD      20783       Condominium
0       0         0.375       6.625                      TORRANCE                   CA      90505       Condominium
0       0         0.375       6.75                       Orem                       UT      84058       Single Family
0       0         0.375       5.375                      SARASOTA                   FL      34232       PUD
0       0         0.375       6.875                      Austin                     TX      78744       PUD
0       0         0.375       5.75                       Smyrna                     GA      30082       PUD
0       0         0.375       6.875                      WOODBRIDGE                 VA      22193       Single Family
0       0         0.375       6.625                      BELLEROSE                  NY      11426       2-4 Family
0       0         0.375       6.875                      HAGERSTOWN                 MD      21742       Single Family
0       0         0.375       6.875                      MANASSAS                   VA      20110       Townhouse
0       0         0.375       6.5                        CHANDLER                   AZ      85225       PUD
0       0         0.375       6.75                       GERMANTOWN                 MD      20874       PUD
0       0         0.375       7                          GOODYEAR                   AZ      85338       PUD
0       0         0.375       7.125                      ANTHEM                     AZ      85086       PUD
0       0         0.375       6.625                      SUN CITY                   AZ      85351       Single Family
0       0         0.375       6.5                        EVERETT                    WA      98205       PUD
0       0         0.375       6.375                      LAS VEGAS                  NV      89143       PUD
0       0         0.375       6.875                      SAINT LOUIS                MO      63111       Single Family
0       0         0.375       5.625                      Pompano Beach              FL      33064       PUD
0       0         0.375       5.25                       Broomfield                 CO      80020       Condominium
0       0         0.375       6.75                       TAYLORSVILLE               UT      84084       Single Family
0       0         0.375       6.25                       Stockbridge                GA      30281       PUD
0       0         0.375       6.875                      Gilbert                    AZ      85233       PUD
0       0         0.375       6.75                       Phoenix                    AZ      85043       PUD
0       0         0.375       6.75                       Litchfield Park            AZ      85340       PUD
0       0         0.375       6                          West Jordan                UT      84088       Single Family
0       0         0.375       7                          ORLANDO                    FL      32828       PUD
0       0         0.375       6                          Hampton                    GA      30228       PUD
0       0         0.375       6.5                        ELLENWOOD                  GA      30294       PUD
0       0         0.375       5.875                      ST LOUIS PARK              MN      55416       Single Family
0       0         0.375       5.5                        Indianapolis               IN      46220       Single Family
0       0         0.375       6.75                       Ocala                      FL      34481       Single Family
0       0         0.375       6.25                       Cleveland                  GA      30528       Single Family
0       0         0.375       6.875                      Lakeland                   FL      33803       Single Family
0       0         0.375       5.5                        wheat ridge                CO      80214       Single Family
0       0         0.375       5.5                        Sanford                    FL      32771       PUD
0       0         0.375       7                          Riverdale                  GA      30296       Single Family
0       0         0.375       7.125                      Edgewater                  FL      32132       Single Family
0       0         0.375       6.75                       Chandler                   AZ      85249       PUD
0       0         0.375       6.625                      Aurora                     CO      80014       Condominium
0       0         0.375       6.875                      Palm Coast                 FL      32164       PUD
0       0         0.375       6.625                      Denver                     CO      80219       Single Family
0       0         0.375       6.75                       Orlando                    FL      32803       2-4 Family
0       0         0.375       6.5                        Kissimmee                  FL      34744       PUD
0       0         0.375       6.375                      Marana                     AZ      85653       Single Family
0       0         0.375       6.5                        Orlando                    FL      32836       PUD
0       0         0.375       6.75                       Trussville                 AL      35173       Single Family
0       0         0.375       6.75                       Estero                     FL      33928       PUD
0       0         0.375       6.5                        Tucson                     AZ      85719       2-4 Family
0       0         0.375       6.5                        Palm Coast                 FL      32164       Single Family
0       0         0.375       6.5                        Boca Raton                 FL      33487       Condominium
0       0         0.375       6.875                      Malvern                    PA      19355       Single Family
0       0         0.375       6.875                      TAMPA                      FL      33624       Townhouse
0       0         0.375       6.625                      JONESBORO                  GA      30238       PUD
0       0         0.375       6.5                        Denver                     CO      80212       Single Family
0       0         0.375       6.625                      Palm Coast                 FL      32137       Single Family
0       0         0.375       6.875                      Daphne                     AL      36526       PUD
0       0         0.375       6.5                        Missoula                   MT      59803       Single Family
0       0         0.375       6.25                       Saint Augustine            FL      32084       Single Family
0       0         0.375       7.125                      Fort Myers                 FL      33908       PUD
0       0         0.375       6.25                       Palm Beach Gardens         FL      33418       PUD
0       0         0.375       7.125                      NAPLES                     FL      34119       PUD
0       0         0.375       6.5                        Port Richey                FL      34668       Single Family
0       0         0.375       6.75                       Mount Dora                 FL      32757       Single Family
0       0         0.375       6.375                      JACKSONVILLE               FL      32216       PUD
0       0         0.375       5.5                        Orlando                    FL      32829       Single Family
0       0         0.375       6.75                       CONYERS                    GA      30012       PUD
0       0         0.375       6.5                        Lehigh Acres               FL      33936       Single Family
0       0         0.375       7                          Riverdale                  GA      30296       PUD
0       0         0.375       7                          Pompano Beach              FL      33060       Single Family
0       0         0.375       6.75                       Chandler                   AZ      85249       PUD
0       0         0.375       7                          Riverdale                  GA      30296       PUD
0       0         0.375       6.5                        Jacksonville               FL      32207       Single Family
0       0         0.375       7.125                      Tucson                     AZ      85747       Single Family
0       0         0.375       6.75                       Stuart                     FL      34997       Single Family
0       0         0.375       6.25                       Mahtomedi                  MN      55115       Single Family
0       0         0.375       6.5                        Orlando                    FL      32822       Condominium
0       0         0.375       5.625                      Windermere                 FL      34786       PUD
0       0         0.375       6.75                       Stuart                     FL      34997       Single Family
0       0         0.375       5.75                       Denver                     CO      80249       PUD
0       0         0.375       6.5                        Tucson                     AZ      85706       Single Family
0       0         0.375       6.75                       BONITA SPRINGS             FL      34135       Single Family
0       0         0.375       6.75                       Mascotte                   FL      34753       Single Family
0       0         0.375       7.125                      Bellbrook                  OH      45305       Single Family
0       0         0.375       6.75                       Orlando                    FL      32819       Single Family
0       0         0.375       6.75                       Coral Springs              FL      33071       PUD
0       0         0.375       6.5                        Leesburg                   FL      34748       PUD
0       0         0.375       6.25                       Orlando                    FL      32812       Single Family
0       0         0.375       5.875                      Panama City                FL      32408       Condominium
0       0         0.375       7.125                      largo                      FL      33771       Single Family
0       0         0.375       6.75                       Phoenix                    AZ      85018       Single Family
0       0         0.375       6.875                      Winter Garden              FL      34787       PUD
0       0         0.375       6.375                      Palm Coast                 FL      32164       Single Family
0       0         0.375       6.25                       Richfield                  MN      55423       Single Family
0       0         0.375       6.25                       Calera                     AL      35040       PUD
0       0         0.375       6.75                       Jackson                    MS      39211       Single Family
0       0         0.375       6.75                       Denver                     CO      80247       PUD
0       0         0.375       7.125                      Longwood                   FL      32779       Condominium
0       0         0.375       6.75                       Minneapolis                MN      55412       Single Family
0       0         0.375       6.375                      Deltona                    FL      32725       Single Family
0       0         0.375       6.375                      Moorhead                   MN      56560       Single Family
0       0         0.375       5.5                        RENTON                     WA      68059       Single Family
0       0         0.375       7.125                      Atlanta                    GA      30349       Single Family
0       0         0.375       6.875                      PHOENIX                    AZ      85053       Single Family
0       0         0.375       6.875                      Scottsdale                 AZ      85250       Condominium
0       0         0.375       6.5                        LOGANVILLE                 GA      30052       PUD
0       0         0.375       6.875                      North Port                 FL      34287       Single Family
0       0         0.375       6.5                        Odenville                  AL      35120       Single Family
0       0         0.375       6.625                      NAPLES                     FL      34114       PUD
0       0         0.375       7.125                      Orlando                    FL      32810       Single Family
0       0         0.375       6.625                      Palm Coast                 FL      32164       Single Family
0       0         0.375       6.5                        WELLINGTON                 FL      33414       Single Family
0       0         0.375       7.125                      Glendale                   AZ      85302       Single Family
0       0         0.375       6.875                      Atlanta                    GA      30331       Condominium
0       0         0.375       6.75                       Miramar                    FL      33025       Single Family
0       0         0.375       5.5                        Coronado                   CA      92118       Single Family
0       0         0.375       7                          Denver                     CO      80249       PUD
0       0         0.375       6.625                      Kalispell                  MT      59901       Single Family
0       0         0.375       6.5                        Dawsonville                GA      30534       Single Family
0       0         0.375       6.25                       Denver                     CO      80221       Single Family
0       0         0.375       6.375                      Ridgecrest                 CA      93555       2-4 Family
0       0         0.375       7.125                      Pelham                     AL      35124       Single Family
0       0         0.375       7.125                      Apopka                     FL      32712       Single Family
0       0         0.375       6.5                        Saint Augustine            FL      32086       PUD
0       0         0.375       5.75                       Hanford                    CA      93230       Single Family
0       0         0.375       6                          Deerfield Beach            FL      33441       PUD
0       0         0.375       6.625                      Newark                     NJ      07104       Single Family
0       0         0.375       7                          BOONSBORO                  MD      21713       PUD
0       0         0.375       6.625                      Huntington Beach           CA      92649       Single Family
0       0         0.375       6.75                       Rio Rancho                 NM      87144       PUD
0       0         0.375       6.5                        El Paso                    TX      79936       PUD
0       0         0.375       6.5                        BUENA VISTA                CO      81211       Single Family
0       0         0.375       6.5                        Phoenix                    AZ      85004       Condominium
0       0         0.375       6.875                      Aurora                     IL      60505       Single Family
0       0         0.375       6.625                      ASHBURN                    VA      20148       Condominium
0       0         0.375       7                          RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.875                      Glendale                   AZ      85303       Single Family
0       0         0.375       6.25                       Arcadia                    CA      91007       Single Family
0       0         0.375       6.625                      Sacramento                 CA      95819       Single Family
0       0         0.375       6.375                      LINCOLN                    CA      95648       PUD
0       0         0.375       6.75                       PLAINFIELD                 IL      60544       Single Family
0       0         0.375       6.75                       PLAINFIELD                 IL      60544       Single Family
0       0         0.375       6.75                       WOODRIDGE                  IL      60517       Single Family
0       0         0.375       6.375                      FLOWERY BRANCH             GA      30542       PUD
0       0         0.375       6.125                      JUPITER                    FL      33458       PUD
0       0         0.375       5.875                      RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.375                      LOCKPORT                   IL      60441       PUD
0       0         0.375       6.75                       FT LAUDERDALE              FL      33311       Single Family
0       0         0.375       6.875                      SURPRISE                   AZ      85349       PUD
0       0         0.375       7                          Corona                     CA      92882       Condominium
0       0         0.375       6.625                      Newark                     NJ      07104       2-4 Family
0       0         0.375       7.125                      MACUNGIE                   PA      18062       Townhouse
0       0         0.375       7.125                      MACUNGIE                   PA      18062       Townhouse
0       0         0.375       6.875                      Magna                      UT      84044       Single Family
0       0         0.375       6.5                        Pendleton                  IN      46064       Single Family
0       0         0.375       7                          ATHOL                      MA      01331       Single Family
0       0         0.375       5.875                      Chatsworth                 CA      91311       Condominium
0       0         0.375       6.875                      ORLANDO                    FL      32819       Condominium
0       0         0.375       7.125                      CHANTILLY                  VA      20152       PUD
0       0         0.375       6.5                        Las Vegas                  NV      89139       PUD
0       0         0.375       7                          Las Vegas                  NV      89104       Single Family
0       0         0.375       6.75                       Myrtle Beach               SC      29577       Townhouse
0       0         0.375       6.375                      LAWRENCEVILLE              GA      30045       PUD
0       0         0.375       6.375                      Glendale                   AZ      85308       PUD
0       0         0.375       6.75                       Barefoot Beach             FL      34134       Condominium
0       0         0.375       6.375                      Gilbert                    AZ      85297       PUD
0       0         0.375       6.875                      Ashburn                    VA      20147       PUD
0       0         0.375       6.5                        Dunwoody                   GA      30338       Single Family
0       0         0.375       6.875                      Elk Grove                  CA      95758       PUD
0       0         0.375       6.125                      Fresno                     CA      93727       Single Family
0       0         0.375       6.875                      Canaan                     NH      03741       Single Family
0       0         0.375       6.75                       Charlotte                  NC      28216       PUD
0       0         0.375       6.75                       Las Vegas                  NV      89141       PUD
0       0         0.375       6.25                       Thornton                   CO      80233       PUD
0       0         0.375       6.5                        Perris                     CA      92570       Single Family
0       0         0.375       7                          Queen Creek                AZ      85242       PUD
0       0         0.375       6.375                      Avondale                   AZ      85323       PUD
0       0         0.375       6.75                       New Albany                 OH      43054       PUD
0       0         0.375       5.75                       BALTIMORE                  MD      21224       Townhouse
0       0         0.375       6.875                      Oxon Hill                  MD      20745       Single Family
0       0         0.375       7.5                        MACOMB                     MI      48042       Condominium
0       0         0.375       6.875                      TEHACHAPI                  CA      93561       Single Family
0       0         0.375       7                          THORNTON                   CO      80260       Condominium
0       0         0.375       6.875                      Tucson                     AZ      85757       PUD
0       0         0.375       6.625                      Mesa                       AZ      85201       Condominium
0       0         0.375       6.625                      Palmetto                   FL      34221       Townhouse
0       0         0.375       7                          Shakopee                   MN      55379       PUD
0       0         0.375       6.875                      Lake City                  FL      32025       Single Family
0       0         0.375       7                          Burnsville                 MN      55337       PUD
0       0         0.375       6.5                        Pacoima Area               CA      91331       Single Family
0       0         0.375       7                          Chicago                    IL      60649       Single Family
0       0         0.375       7.125                      PINOLE                     CA      94564       Single Family
0       0         0.375       6.875                      MENIFEE                    CA      92584       Single Family
0       0         0.375       7                          LOUISVILLE                 KY      40245       Single Family
0       0         0.375       6.25                       Gilbert                    AZ      85296       PUD
0       0         0.375       6.875                      WESTFIELD                  IN      46074       PUD
0       0         0.375       6.25                       South Jordan               UT      84095       PUD
0       0         0.375       6.5                        N Las Vegas                NV      89081       PUD
0       0         0.375       6.25                       Las Vegas                  NV      89139       PUD
0       0         0.375       7.125                      Coral Gables               FL      33143       Single Family
0       0         0.375       7.125                      Chicago                    IL      60639       Single Family
0       0         0.375       6.75                       Converse                   TX      78109       PUD
0       0         0.375       6.875                      Newnan                     GA      30265       PUD
0       0         0.375       6.625                      Moab                       UT      84532       PUD
0       0         0.375       6.5                        SHEPHERDSVILLE             KY      40165       Single Family
0       0         0.375       7.125                      Gulf Shores                AL      36542       Single Family
0       0         0.375       6.75                       Laveen                     AZ      85339       PUD
0       0         0.375       6.5                        SANFORD                    FL      32771       PUD
0       0         0.375       6.625                      Chicago                    IL      60618       Single Family
0       0         0.375       6.875                      LAS VEGAS                  NV      89131       PUD
0       0         0.375       6.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.125                      BOISE                      ID      83709       PUD
0       0         0.375       7.125                      Hermosa Beach              CA      90254       Condominium
0       0         0.375       6.5                        Salt Lake City             UT      84108       Single Family
0       0         0.375       6.75                       LAS VEGAS                  NV      89123       PUD
0       0         0.375       6.875                      LAKESIDE                   AZ      85929       Single Family
0       0         0.375       6.25                       Hagerstown                 MD      21740       PUD
0       0         0.375       6.625                      Bethel                     CT      06801       Single Family
0       0         0.375       7.125                      Ridgefield Park            NJ      07660       2-4 Family
0       0         0.375       6.125                      Jamaica Plain              MA      02130       Condominium
0       0         0.375       6.625                      Mt Pleasant                SC      29464       Condominium
0       0         0.375       6.625                      Moreno Valley              CA      92555       PUD
0       0         0.375       6.75                       SAN JOSE                   CA      95133       PUD
0       0         0.375       6.75                       Treasure Island            FL      33706       Condominium
0       0         0.375       7.125                      Colorado Springs           CO      80917       Single Family
0       0         0.375       7.125                      Jordan                     MN      55352       Single Family
0       0         0.375       6.5                        SAN BERNARDINO             CA      92408       Condominium
0       0         0.375       6.625                      Monroe                     NJ      08831       PUD
0       0         0.375       6.75                       Oceanside                  CA      92057       PUD
0       0         0.375       6.75                       Nashville                  TN      37214       PUD
0       0         0.375       6.875                      Hilton Head Island         SC      29928       Condominium
0       0         0.375       6.875                      Hilton Head Island         SC      29928       Condominium
0       0         0.375       6.875                      Hilton Head Island         SC      29928       Condominium
0       0         0.375       6.875                      ATLANTA                    GA      30331       PUD
0       0         0.375       6.875                      BRUNSWICK                  MD      21758       PUD
0       0         0.375       6.75                       FAIRFIELD                  OH      45014       PUD
0       0         0.375       6.875                      N Las Vegas                NV      89081       PUD
0       0         0.375       7                          KINGMAN                    AZ      86401       Single Family
0       0         0.375       7.125                      Cedar Hill                 TX      75104       Single Family
0       0         0.375       6.875                      Frisco                     TX      75034       PUD
0       0         0.375       6.75                       WOODBURY                   MN      55129       Single Family
0       0         0.375       6.5                        RIVERSIDE                  CA      92503       Single Family
0       0         0.375       6.875                      Denver                     CO      80202       Condominium
0       0         0.375       6.5                        Charlotte                  NC      28205       Condominium
0       0         0.375       7                          Sarasota                   FL      34234       Single Family
0       0         0.375       6.75                       Myrtle Beach               SC      29579       PUD
0       0         0.375       6.375                      North Las Vegas            NV      89081       PUD
0       0         0.375       6.375                      Bluffton                   SC      29910       PUD
0       0         0.375       6.5                        South Ozone Park           NY      11420       Single Family
0       0         0.375       6.25                       Las Vegas                  NV      89148       PUD
0       0         0.375       6.875                      Los Lunas                  NM      87031       PUD
0       0         0.375       7.125                      Laveen                     AZ      85339       PUD
0       0         0.375       6.75                       Debary                     FL      32713       Single Family
0       0         0.375       7                          Arvada                     CO      80005       Single Family
0       0         0.375       6.75                       Phoenix                    AZ      85029       PUD
0       0         0.375       6.875                      ESCONDIDO                  CA      92026       PUD
0       0         0.375       7.125                      SNELLVILLE                 GA      30039       PUD
0       0         0.375       6.75                       Laguna Beach               CA      92651       Single Family
0       0         0.375       6.875                      Deerfield Beach            FL      33441       Single Family
0       0         0.375       6.875                      LANCASTER                  CA      93534       Single Family
0       0         0.375       7.125                      SAN ANSELMO                CA      94960       Single Family
0       0         0.375       6.875                      KAHUKU                     HI      96731       Single Family
0       0         0.375       6.25                       Erie                       CO      80516       PUD
0       0         0.375       7.125                      Shakopee                   MN      55379       PUD
0       0         0.375       4.875                      SHERMAN OAKS               CA      91423       Single Family
0       0         0.375       5.375                      LOTTSBURG                  VA      22511       Single Family
0       0         0.375       5.375                      HOSCHTON                   GA      30548       Single Family
0       0         0.375       6                          CORONA                     CA      92883       PUD
0       0         0.375       6.375                      HUNTINGTON BEACH           CA      92647       Single Family
0       0         0.375       5.375                      ROCKLEDGE                  FL      32955       PUD
0       0         0.375       4.75                       ORANGE PARK                FL      32003       PUD
0       0         0.375       6                          LOVELAND                   CO      80538       Single Family
0       0         0.375       5.75                       LAGUNA NIGUEL              CA      92677       Single Family
0       0         0.375       6.25                       PHOENIX                    AZ      85041       PUD
0       0         0.375       7.125                      PLANADA                    CA      95365       Single Family
0       0         0.375       5.75                       FRESNO                     CA      93710       Single Family
0       0         0.375       5.75                       CLOVIS                     CA      93611       Single Family
0       0         0.375       5.5                        ROSEVILLE                  CA      95747       Single Family
0       0         0.375       5.75                       SYLMAR                     CA      91342       Single Family
0       0         0.375       5.875                      SWEET                      ID      83670       Single Family
0       0         0.375       5.875                      WEST JORDAN                UT      84088       Single Family
0       0         0.375       5.625                      SHAWNEE MISSION            KS      66224       PUD
0       0         0.375       5.875                      LOGANVILLE                 GA      30052       PUD
0       0         0.375       5.75                       WARWICK                    RI      02889       Single Family
0       0         0.375       6.875                      POWDER SPRINGS             GA      30127       Single Family
0       0         0.375       5.375                      PORT SAINT LUCIE           FL      34983       Single Family
0       0         0.375       6.625                      DAVENPORT                  FL      33897       PUD
0       0         0.375       7.125                      Miami                      FL      33131       Condominium
0       0         0.375       6                          Los Angeles                CA      90019       2-4 Family
0       0         0.375       6                          FORT LAUDERDALE            FL      33316       Condominium
0       0         0.375       6.875                      Mulberry                   FL      33860       PUD
0       0         0.375       6.375                      Palm Coast                 FL      32164       PUD
0       0         0.375       6.75                       DAVENPORT                  FL      33896       Condominium
0       0         0.375       6.5                        JUPITER                    FL      33458       PUD
0       0         0.375       6.375                      Alexandria                 VA      22312       Single Family
0       0         0.375       6.25                       Marco Island               FL      34145       Condominium
0       0         0.375       5.75                       Lakewood                   CO      80232       Single Family
0       0         0.375       6                          NORTH LAS VEGAS            NV      89084       Condominium
0       0         0.375       6.375                      Mercer Island              WA      98040       Single Family
0       0         0.375       6                          HENDERSON                  NV      89044       Single Family
0       0         0.375       6.125                      FRANKLIN                   TN      37067       PUD
0       0         0.375       5.875                      Arlington                  VA      22204       Single Family
0       0         0.375       6.625                      RANCHO CUCAMONGA           CA      91701       Single Family
0       0         0.375       6.75                       Greenwood                  MO      64034       Single Family
0       0         0.375       6.625                      DAVENPORT                  FL      33897       PUD
0       0         0.375       6.375                      Orlando                    FL      32819       Single Family
0       0         0.375       7.125                      WASHINGTON                 DC      20005       Condominium
0       0         0.375       6.875                      MANASSAS                   VA      20109       Condominium
0       0         0.375       6.875                      WOODBRIDGE                 VA      22193       Townhouse
0       0         0.375       6.625                      Panama City Beach          FL      32407       PUD
0       0         0.375       5.625                      Kyle                       TX      78640       Single Family
0       0         0.375       6.625                      CANYON COUNTRY             CA      91387       Single Family
0       0         0.375       6.625                      Breckenridge               CO      80424       Condominium
0       0         0.375       6.125                      THE WOODLANDS              TX      77382       PUD
0       0         0.375       7.125                      ORLANDO                    FL      32835       Condominium
0       0         0.375       6.25                       Montrose                   CO      81401       Single Family
0       0         0.375       6.25                       LAS VEGAS                  NV      89117       PUD
0       0         0.375       5.875                      HENDERSON                  NV      89015       PUD
0       0         0.375       4.875                      COSTA MESA                 CA      92626       Single Family
0       0         0.375       5.875                      PANAMA CITE                FL      32408       Condominium
0       0         0.375       6.25                       HILLSIDE                   IL      60162       2-4 Family
0       0         0.375       5.125                      LAS VEGAS                  NV      89147       Single Family
0       0         0.375       4.875                      PHOENIX                    AZ      85032       PUD
0       0         0.375       5.375                      TETON VILLAGE              WY      83025       Condominium
0       0         0.375       6                          CONYERS                    GA      30012       Single Family
0       0         0.375       6.375                      DACULA                     GA      30019       Single Family
0       0         0.375       6.375                      EVANS                      CO      80634       PUD
0       0         0.375       6.625                      EDMONDS                    WA      98026       Single Family
0       0         0.375       5.75                       CHESAPEAKE                 VA      23322       PUD
0       0         0.375       5.75                       SOUTH ELGIN                IL      60177       Condominium
0       0         0.375       5.5                        FLAGSTAFF                  AZ      86004       PUD
0       0         0.375       5.5                        BROOKS                     GA      30205       Single Family
0       0         0.375       6.375                      Orlando                    FL      32836       Condominium
0       0         0.375       6.875                      PALM SPRINGS               FL      33461       Single Family
0       0         0.375       6.875                      POMPANO BEACH              FL      33060       2-4 Family
0       0         0.375       6.875                      Deland                     FL      32724       Single Family
0       0         0.375       6.875                      Surprise                   AZ      85374       PUD
0       0         0.375       5.875                      West Palm Beach            FL      33405       Single Family
0       0         0.375       6.25                       Fredericksburg             VA      22407       PUD
0       0         0.375       6.125                      Port Saint Lucie           FL      34983       Single Family
0       0         0.375       6.125                      Alabaster                  AL      35007       PUD
0       0         0.375       6.5                        Clinton                    NJ      08809       Single Family
0       0         0.375       6.5                        Orlando                    FL      32810       Single Family
0       0         0.375       7                          Phoenix                    AZ      85032       Single Family
0       0         0.375       6.25                       Miami                      FL      33168       Single Family
0       0         0.375       6.25                       Miami                      FL      33186       PUD
0       0         0.375       6.75                       Port Saint Lucie           FL      34952       Single Family
0       0         0.375       5.75                       Los Angeles                CA      90025       Condominium
0       0         0.375       6.25                       Kissimmee                  FL      34744       PUD
0       0         0.25        7                          Hayward                    CA      94541       Single Family
0       0         0.375       6.625                      Stafford                   VA      22556       PUD
0       0         0.375       6.25                       SAN ANTONIO                TX      78255       PUD
0       0         0.25        6.75                       Hayward                    CA      94544       Single Family
0       0         0.375       6.375                      Fairfax                    VA      22030       PUD
0       0         0.375       6.875                      Palm Desert                CA      92260       PUD
0       0         0.375       6.375                      West Palm Beach            FL      33414       PUD
0       0         0.375       6.375                      Surprise                   AZ      85374       PUD
0       0         0.375       7                          San Antonio                TX      78220       2-4 Family
0       0         0.375       6.625                      WASHINGTON                 DC      20002       Townhouse
0       0         0.375       6.5                        Tampa                      FL      33625       Single Family
0       0         0.375       6.875                      FALLS CHURCH               VA      22042       Single Family
0       0         0.375       5.75                       NORTH LAS VEGAS            NV      89030       PUD
0       0         0.375       5.5                        POWDER SPRINGS             GA      30127       Single Family
0       0         0.375       5.375                      BUFORD                     GA      30518       PUD
0       0         0.375       4.875                      LOGANVILLE                 GA      30052       Single Family
0       0         0.375       5.5                        PARKER                     CO      80134       PUD
0       0         0.375       5.375                      LOGANVILLE                 GA      30052       PUD
0       0         0.375       5.875                      McDONOUGH                  GA      30253       PUD
0       0         0.375       4.75                       LITTLETON                  CO      80127       PUD
0       0         0.375       6.75                       AURORA                     IL      60504       PUD
0       0         0.375       5.375                      ATHENS                     GA      30605       Single Family
0       0         0.375       7                          COVINGTON                  GA      30016       PUD
0       0         0.375       6.875                      Saint Paul                 MN      55106       2-4 Family
0       0         0.375       6.625                      Fresno                     CA      93706       Single Family
0       0         0.375       6.625                      Suwanee                    GA      30024       Single Family
0       0         0.375       6.75                       Cumming                    GA      30040       PUD
0       0         0.375       6.25                       North Port                 FL      34287       Single Family
0       0         0.375       6.25                       Peoria                     AZ      85383       PUD
0       0         0.375       7.125                      Queen Creek                AZ      85242       PUD
0       0         0.375       6.375                      Arizona City               AZ      85223       Single Family
0       0         0.375       6.375                      Everett                    WA      98205       Condominium
0       0         0.375       6.75                       Orlando                    FL      32828       PUD
0       0         0.375       7                          Marshfield                 MA      02050       Single Family
0       0         0.375       6.875                      Cambridge                  MN      55008       Single Family
0       0         0.375       7                          Phoenix                    AZ      85050       PUD
0       0         0.375       7.125                      Prescott                   AZ      86301       PUD
0       0         0.375       6.25                       COSTA MESA                 CA      92627       2-4 Family
0       0         0.375       6.625                      Renton                     WA      98055       Condominium
0       0         0.375       7                          East Point                 GA      30344       Single Family
0       0         0.375       6.875                      Bakersfield                CA      93312       Single Family
0       0         0.375       6.875                      Austin                     TX      78717       PUD
0       0         0.375       6.875                      Leander                    TX      78641       PUD
0       0         0.375       6.875                      Crownsville                MD      21032       PUD
0       0         0.375       7.125                      Roseville                  MN      55113       Single Family
0       0         0.375       6.5                        Myrtle Beach               SC      29579       Condominium
0       0         0.375       6.625                      Orange Park                FL      32065       PUD
0       0         0.375       6.625                      Batavia                    IL      60510       Single Family
0       0         0.375       5.625                      Goodyear                   AZ      85338       PUD
0       0         0.375       6.625                      Naples                     FL      34120       PUD
0       0         0.375       6.875                      LAS VEGAS                  NV      89101       Single Family
0       0         0.375       6.625                      Emmett                     ID      83617       Single Family
0       0         0.375       6.75                       Le Center                  MN      56057       Single Family
0       0         0.375       7                          Evanston                   IL      60201       Single Family
0       0         0.375       6.5                        LAS VEGAS                  NV      89156       PUD
0       0         0.375       6.25                       Mesa                       AZ      85204       PUD
0       0         0.375       6.625                      Inverness                  FL      34453       Single Family
0       0         0.375       6.875                      Bonita Springs             FL      34135       PUD
0       0         0.375       6.75                       Kingman                    AZ      86401       Single Family
0       0         0.375       5.375                      Ypsilanti                  MI      48197       Condominium
0       0         0.375       6.875                      LOS ANGELES                CA      90043       Single Family
0       0         0.375       6.875                      HERCULES                   CA      94547       PUD
0       0         0.375       6.5                        Mesa                       AZ      85203       2-4 Family
0       0         0.375       6.375                      LAS VEGAS                  NV      89131       PUD
0       0         0.375       6.875                      San Jose                   CA      95123       Single Family
0       0         0.375       6.625                      Delano                     MN      55328       Single Family
0       0         0.375       5.75                       Heber                      CA      92249       Single Family
0       0         0.375       6.375                      Fresno                     CA      93727       Single Family
0       0         0.375       6.5                        Newman                     CA      95360       Single Family
0       0         0.375       5.875                      Rancho Santa Margarita     CA      92688       Condominium
0       0         0.375       6.625                      Cincinnati                 OH      45229       2-4 Family
0       0         0.375       6.5                        Bluffton                   SC      29910       PUD
0       0         0.375       7                          Franklin Park              IL      60131       Single Family
0       0         0.375       6.875                      Sacramento                 CA      95829       Single Family
0       0         0.375       7.125                      GERMANTOWN                 MD      20874       PUD
0       0         0.375       6.875                      PHOENIX                    AZ      85051       Single Family
0       0         0.375       6.875                      PEMBROKE PINES             FL      33029       PUD
0       0         0.375       6.875                      SURPRISE                   AZ      85374       PUD
0       0         0.375       6.75                       BALLWIN                    MO      63021       Single Family
0       0         0.375       7                          GLENDALE                   AZ      85308       PUD
0       0         0.375       6.25                       TOMS RIVER                 NJ      08753       Single Family
0       0         0.375       7.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       6.5                        MALIBU                     CA      90265       Single Family
0       0         0.375       6.5                        GILBERT                    AZ      85297       PUD
0       0         0.375       6                          Highlands Ranch            CO      80129       Condominium
0       0         0.375       6.875                      New Roads                  LA      70760       Single Family
0       0         0.375       6.5                        Lebanon                    IN      46052       Single Family
0       0         0.375       7.125                      Sarasota                   FL      34243       Single Family
0       0         0.375       6.125                      Scottsdale                 CO      85257       Condominium
0       0         0.25        5.375                      LAKE WORTH                 FL      33467       PUD
0       0         0.375       6.625                      Charleston                 SC      29412       Single Family
0       0         0.25        6                          GILROY                     CA      95020       Single Family
0       0         0.375       6.125                      Antioch                    CA      94531       Single Family
0       0         0.375       6.75                       Scottsdale                 AZ      85251       Condominium
0       0         0.375       6                          Jamesburg                  NJ      08831       Single Family
0       0         0.375       6.625                      DUNCAN                     SC      29334       PUD
0       0         0.375       6.25                       Los Angeles                CA      90046       Single Family
0       0         0.375       7.125                      LOGANVILLE                 GA      30052       PUD
0       0         0.375       6.875                      Shakopee                   MN      55379       Condominium
0       0         0.375       6.5                        Austin                     TX      78745       2-4 Family
0       0         0.375       6.625                      Port Saint Lucie           FL      34953       Single Family
0       0         0.375       6.25                       Apple Valley               CA      92308       Single Family
0       0         0.375       7.125                      Winter Park                FL      32792       Condominium
0       0         0.375       6.875                      Excelsior                  MN      55331       Single Family
0       0         0.375       6.375                      Aurora                     CO      80015       PUD
0       0         0.375       6.625                      Spokane                    WA      99208       Single Family
0       0         0.375       7                          Union City                 NJ      07087       2-4 Family
0       0         0.375       6.375                      Maineville                 OH      45039       Single Family
0       0         0.375       6.125                      CANAL WINCHESTER           OH      43110       Single Family
0       0         0.375       6.375                      West Concord               MN      55985       Single Family
0       0         0.375       7                          WINTER HAVEN               FL      33881       2-4 Family
0       0         0.375       6.75                       SCOTTSDALE                 AZ      85251       Single Family
0       0         0.375       7.125                      SAN PEDRO                  CA      90731       Single Family
0       0         0.375       6.25                       FREDERICKSBURG             VA      22407       PUD
0       0         0.375       6.75                       LAKE HAVASU CITY           AZ      86406       Single Family
0       0         0.375       7                          KISSIMMEE                  FL      34741       PUD
0       0         0.375       6.375                      SANTA MONICA               CA      90403       Condominium
0       0         0.375       6.625                      TOLLESON                   AZ      85353       PUD
0       0         0.375       6.375                      HIGLEY                     AZ      85236       PUD
0       0         0.375       7                          SEA BRIGHT                 NJ      07760       Single Family
0       0         0.375       7                          COTTONWOOD                 AZ      86326       Single Family
0       0         0.375       6.875                      MANASSAS                   VA      20110       PUD
0       0         0.375       6.5                        davenport                  FL      33896       PUD
0       0         0.375       6.75                       Haines City                FL      33844       PUD
0       0         0.375       6.75                       Saint Paul                 MN      55103       2-4 Family
0       0         0.375       5.75                       Miami                      FL      33166       Single Family
0       0         0.375       6.125                      Jacksonville               FL      32225       Single Family
0       0         0.375       6.625                      Orlando                    FL      32839       Single Family
0       0         0.375       6.5                        CLEARWATER                 FL      33764       Single Family
0       0         0.375       5.625                      Shawnee                    CO      80475       Single Family
0       0         0.375       6.75                       Tucson                     AZ      85711       Single Family
0       0         0.375       6.75                       Phoenix                    AZ      85020       Single Family
0       0         0.375       6                          Austin                     TX      78757       Single Family
0       0         0.375       6                          Layton                     UT      84041       Single Family
0       0         0.375       7.125                      Marion                     IN      46952       Single Family
0       0         0.375       5.625                      Beaumont                   CA      92223       PUD
0       0         0.375       6.625                      DAVENPORT                  FL      33897       Single Family
0       0         0.375       6                          FISHERS                    IN      46037       Single Family
0       0         0.375       6.5                        Glendale                   AZ      85302       Single Family
0       0         0.375       6.625                      Clermont                   FL      34711       Single Family
0       0         0.375       6.5                        Kissimmee                  FL      34746       PUD
0       0         0.375       6.5                        Fredericksburg             VA      22407       Single Family
0       0         0.375       6.875                      DAVENPORT                  FL      33896       Condominium
0       0         0.375       6.625                      CHARLOTTE                  NC      28208       PUD
0       0         0.375       6.625                      WOODBRIDGE                 VA      22193       PUD
0       0         0.375       6.875                      CHANTILLY                  VA      20151       Townhouse
0       0         0.375       6.875                      BUCKEYE                    AZ      85326       PUD
0       0         0.375       6.625                      ALEXANDRIA                 VA      22309       Condominium
0       0         0.375       6.875                      LAS VEGAS                  NV      89123       PUD
0       0         0.375       6.375                      LOS ANGELES                CA      90019       2-4 Family
0       0         0.375       6.5                        FREDERICKSBURG             VA      22405       Single Family
0       0         0.375       6.75                       CHANDLER                   AZ      85226       PUD
0       0         0.375       6.75                       STERLING                   VA      20164       Condominium
0       0         0.375       6.75                       SCOTTSDALE                 AZ      85262       Single Family
0       0         0.375       7                          QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7                          QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.75                       Commerce City              CO      80022       PUD
0       0         0.375       6.25                       Tampa                      FL      33615       Condominium
0       0         0.375       6.875                      Deltona                    FL      32725       Single Family
0       0         0.375       6.875                      Queen Creek                AZ      85243       PUD
0       0         0.375       7                          Bonita Springs             FL      34134       Condominium
0       0         0.375       6.25                       Hialeah                    FL      33012       Single Family
0       0         0.375       7.625                      Lehi                       UT      84043       Single Family
0       0         0.25        6.625                      Chicago                    IL      60657       2-4 Family
0       0         0.375       6.5                        Princeton                  TX      75407       Single Family
0       0         0.375       6.625                      IRVINE                     CA      92620       Condominium
0       0         0.375       7.125                      Miramar                    FL      33025       PUD
0       0         0.375       6.875                      RIVERVIEW                  FL      33569       PUD
0       0         0.375       6.75                       BAKERSFIELD                CA      93311       Single Family
0       0         0.375       6.25                       FRISCO                     TX      75034       PUD
0       0         0.375       6.875                      Bountiful                  UT      84010       Single Family
0       0         0.375       6                          Casa Grande                AZ      85222       PUD
0       0         0.375       7                          Orlando                    FL      32807       Condominium
0       0         0.375       6.5                        LAS VEGAS                  NV      89149       PUD
0       0         0.375       6.75                       SACRAMENTO                 CA      95828       Single Family
0       0         0.375       6.875                      COMMERCE CITY              CO      80022       PUD
0       0         0.375       6.625                      LAS VEGAS                  NV      89139       PUD
0       0         0.375       6.375                      LANCASTER                  CA      93536       Single Family
0       0         0.375       6.625                      LAS VEGAS                  NV      89115       PUD
0       0         0.375       6.875                      FAIRFIELD                  CA      94534       Single Family
0       0         0.375       6.75                       LAS VEGAS                  NV      89148       PUD
0       0         0.375       6.75                       LAS VEGAS                  NV      89139       PUD
0       0         0.375       6.75                       STEPHENSON                 VA      22656       PUD
0       0         0.375       6                          LAS VEGAS                  NV      89129       PUD
0       0         0.375       7                          Miami Beach                FL      33139       Condominium
0       0         0.375       5.875                      SANTA ANA                  CA      92704       Single Family
0       0         0.375       6.5                        Arleta                     CA      91331       Single Family
0       0         0.375       6.625                      Tamarac                    FL      33321       PUD
0       0         0.375       6.625                      ALBUQUERQUE                NM      87114       PUD
0       0         0.375       6.375                      Bayside                    NY      11361       Single Family
0       0         0.375       5.625                      CANTON                     MI      48188       Condominium
0       0         0.375       6.75                       Sacramento                 CA      95823       Single Family
0       0         0.375       7                          Eagle Mountain             UT      84043       Single Family
0       0         0.375       6.5                        HENDERSON                  NV      89044       Single Family
0       0         0.375       6.875                      MARICOPA                   AZ      85239       PUD
0       0         0.375       7.125                      CORONA                     CA      92880       Single Family
0       0         0.375       6.75                       Sacramento                 CA      95816       Single Family
0       0         0.375       6.75                       TRACY                      CA      95391       PUD
0       0         0.375       6.5                        PEYTON                     CO      80831       PUD
0       0         0.375       6.375                      LAS VEGAS                  NV      89131       PUD
0       0         0.375       6.75                       TRACY                      CA      95391       Single Family
0       0         0.375       7.125                      Mount Vernon               NY      10550       2-4 Family
0       0         0.375       6.875                      Phoenix                    AZ      85310       PUD
0       0         0.375       6.375                      MODESTO                    CA      95351       Single Family
0       0         0.375       7.125                      MARICOPA                   AZ      85239       PUD
0       0         0.375       6.25                       Simi Valley                CA      93063       Single Family
0       0         0.375       6.25                       SURPRISE                   AZ      85379       Single Family
0       0         0.375       6.75                       BATON ROUGE                LA      70816       2-4 Family
0       0         0.375       6.75                       Lemoore                    CA      93245       Single Family
0       0         0.375       6.625                      Coon Rapids                MN      55433       Single Family
0       0         0.375       6.75                       Los Angeles                CA      90041       Single Family
0       0         0.25        7.375                      Foley                      AL      36535       Condominium
0       0         0.25        7.125                      Howell                     MI      48843       Single Family
0       0         0.25        7.875                      Saint Louis                MO      63125       Single Family
0       0         0.375       7.875                      LAS VEGAS                  NV      89128       PUD
0       0         0.375       7.625                      COLORADO SPRINGS           CO      80906       Single Family
0       0         0.375       7.375                      FRESNO                     CA      93722       Single Family
0       0         0.375       7.5                        MARYSVILLE                 CA      95901       Single Family
0       0         0.375       7.75                       BRENTWOOD                  MD      20722       Single Family
0       0         0.375       7.875                      INGLEWOOD                  CA      90303       2-4 Family
0       0         0.375       7.5                        KENT                       WA      98030       Condominium
0       0         0.375       8.125                      PALM COAST                 FL      32137       PUD
0       0         0.375       8.125                      MACON                      GA      31217       Single Family
0       0         0.375       8.125                      SPOKANE                    WA      99217       Single Family
0       0         0.375       7.75                       CLEARFIELD                 UT      84015       Single Family
0       0         0.375       8.125                      BALTIMORE                  MD      21205       Single Family
0       0         0.375       7.25                       ANTELOPE                   CA      95843       Single Family
0       0         0.375       7.625                      WEST BEND                  WI      53095       Single Family
0       0         0.375       8                          SAN BERNARDINO             CA      92404       2-4 Family
0       0         0.375       8                          APPLE VALLEY               CA      92307       Single Family
0       0         0.375       7.625                      LOS ANGELES                CA      90018       2-4 Family
0       0         0.375       8.125                      LAKE WALES                 FL      33853       Single Family
0       0         0.375       8                          HAYMARKET                  VA      20169       PUD
0       0         0.375       8.125                      RALEIGH                    NC      27604       PUD
0       0         0.375       7.875                      ROME                       GA      30161       2-4 Family
0       0         0.375       7.25                       FT LAUDERDALE              FL      33308       Single Family
0       0         0.375       8.125                      SACRAMENTO                 CA      95834       Single Family
0       0         0.375       7.25                       SEATTLE                    WA      98146       Single Family
0       0         0.375       7.75                       SALT LAKE CITY             UT      84116       Single Family
0       0         0.375       7.625                      WARREN                     MI      48089       Single Family
0       0         0.375       8.125                      LILBURN                    GA      30047       Single Family
0       0         0.375       7.25                       PHOENIX                    AZ      85015       2-4 Family
0       0         0.375       8.25                       LAS VEGAS                  NV      89108       Condominium
0       0         0.375       7.25                       PHOENIX                    AZ      85015       2-4 Family
0       0         0.375       7.875                      DEARBORN                   MI      48126       Single Family
0       0         0.375       8                          CHINO HILLS                CA      91709       Single Family
0       0         0.375       7.375                      PORTLAND                   OR      97213       Single Family
0       0         0.375       7.25                       PHOENIX                    AZ      85016       Single Family
0       0         0.375       7.375                      DECATUR                    GA      30030       Single Family
0       0         0.375       7.75                       SARATOGA SPRINGS           UT      84043       Single Family
0       0         0.375       8.125                      NORWALK                    CA      90650       Single Family
0       0         0.375       7.625                      FEDERAL WAY                WA      98023       PUD
0       0         0.375       7.625                      GERMANTOWN                 MD      20874       Condominium
0       0         0.375       8.125                      EVERETT                    WA      98203       Single Family
0       0         0.375       7.875                      STONE MOUNTAIN             GA      30088       Single Family
0       0         0.375       7.875                      CYPRESS                    TX      77429       PUD
0       0         0.375       8.25                       LAS VEGAS                  NV      89119       Condominium
0       0         0.375       7.5                        CHARLOTTE                  NC      28212       PUD
0       0         0.375       7.25                       LAS VEGAS                  NV      89139       PUD
0       0         0.375       7.875                      SANDUSKY                   OH      44870       Single Family
0       0         0.375       7.25                       LAS VEGAS                  NV      89103       Single Family
0       0         0.375       8.125                      GLENDALE                   AZ      85306       Single Family
0       0         0.375       8.25                       AUBURN                     AL      36870       Single Family
0       0         0.375       8.125                      DEARBORN HEIGHTS           MI      48127       Single Family
0       0         0.375       7.5                        GAITHERSBURG               MD      20878       Single Family
0       0         0.375       7.5                        WESTMINSTER                CO      80030       Single Family
0       0         0.375       7.25                       TARPON SPRINGS             FL      34688       PUD
0       0         0.375       7.5                        BURR OAK                   MI      49030       Single Family
0       0         0.375       7.875                      DECATUR                    GA      30032       Single Family
0       0         0.375       7.25                       LAS VEGAS                  NV      89123       PUD
0       0         0.375       7.25                       HENDERSON                  NV      89052       PUD
0       0         0.375       7.5                        LAKE ELSINORE              CA      92530       Single Family
0       0         0.25        7.125                      White Lake                 MI      48386       PUD
0       0         0.375       8.125                      HENDERSON                  NV      89014       Single Family
0       0         0.375       7.75                       WOODBRIDGE                 VA      22193       PUD
0       0         0.375       7.625                      MILLIKEN                   CO      80543       Single Family
0       0         0.375       7.375                      FORT WAYNE                 IN      46808       PUD
0       0         0.375       8.25                       BAKERSFIELD                CA      93304       Single Family
0       0         0.375       7.75                       BELLINGHAM                 WA      98226       Single Family
0       0         0.375       7.375                      CUMMING                    GA      30041       PUD
0       0         0.375       8.125                      DECATUR                    GA      30034       Single Family
0       0         0.375       8                          GOFFSTOWN                  NH      03045       Single Family
0       0         0.375       7.5                        HERNDON                    VA      20170       PUD
0       0         0.375       7.875                      WOODBRIDGE                 VA      22193       Single Family
0       0         0.375       7.625                      CAMAS                      WA      98607       Single Family
0       0         0.375       7.875                      BATTLE CREEK               MI      49015       Single Family
0       0         0.375       7.75                       SAN JOSE                   CA      95124       Single Family
0       0         0.375       8.25                       LITHONIA                   GA      30058       Single Family
0       0         0.375       7.75                       SAN BERNARDINO             CA      92407       Single Family
0       0         0.375       7.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8.125                      PHILADELPHIA               PA      19148       Single Family
0       0         0.375       7.75                       RICHMOND                   TX      77469       PUD
0       0         0.375       7.75                       GREELEY                    CO      80631       Single Family
0       0         0.375       7.75                       BUCKEYE                    AZ      85326       PUD
0       0         0.375       7.25                       COLORADO SPRINGS           CO      80918       Single Family
0       0         0.375       7.375                      NORMAN                     OK      73071       PUD
0       0         0.375       8                          SCOTTSDALE                 AZ      85254       Single Family
0       0         0.375       7.75                       POWDER SPRINGS             GA      30127       Single Family
0       0         0.375       7.375                      PINCKNEY                   MI      48169       Single Family
0       0         0.375       7.875                      ORLANDO                    FL      32808       Single Family
0       0         0.375       7.625                      JENKS                      OK      74037       Single Family
0       0         0.375       8.25                       LEWISTON                   ME      04240       2-4 Family
0       0         0.375       7.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.875                      CLEVELAND                  OH      44112       2-4 Family
0       0         0.375       8                          TAMPA                      FL      33624       PUD
0       0         0.375       8                          CHICAGO                    IL      60636       Single Family
0       0         0.375       7.875                      DRAPER                     UT      84020       Single Family
0       0         0.375       8                          GREENACRES                 WA      99016       Single Family
0       0         0.375       7.875                      LIGHTHOUSE POINT           FL      33064       Condominium
0       0         0.375       8                          MILWAUKEE                  WI      53206       2-4 Family
0       0         0.375       7.875                      SMITHSBURG                 MD      21783       Single Family
0       0         0.375       7.75                       LAS VEGAS                  NV      89104       Condominium
0       0         0.375       8.125                      MESA                       AZ      85212       PUD
0       0         0.375       7.875                      SNELLVILLE                 GA      30039       Single Family
0       0         0.375       7.5                        HERNDON                    VA      20170       PUD
0       0         0.375       8.125                      GALENA PARK                TX      77547       Single Family
0       0         0.375       7.5                        EL MIRAGE                  AZ      85335       Single Family
0       0         0.375       7.375                      BAKERSFIELD                CA      93307       Single Family
0       0         0.25        7.375                      Hyattsville                MD      20784       Single Family
0       0         0.375       8                          Maple Valley               WA      98038       PUD
0       0         0.375       8                          WAYLAND                    MI      49348       Single Family
0       0         0.375       8                          PHOENIX                    AZ      85006       2-4 Family
0       0         0.375       7.375                      LAUREL                     MD      20707       Condominium
0       0         0.375       7.625                      LAWRENCEVILLE              GA      30044       Single Family
0       0         0.375       7.375                      GILBERT                    AZ      85297       PUD
0       0         0.375       7.625                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       7.875                      BRENTWOOD                  NY      11717       Single Family
0       0         0.375       7.75                       VILLA PARK                 CA      92861       Single Family
0       0         0.375       7.5                        COMPTON AREA               CA      90222       Single Family
0       0         0.375       7.25                       DYER                       IL      46311       PUD
0       0         0.375       8                          GRAND JUNCTION             CO      81501       Single Family
0       0         0.375       7.75                       LOS ANGELES AREA           CA      90001       2-4 Family
0       0         0.375       7.75                       PONTIAC                    MI      48341       Single Family
0       0         0.375       7.625                      CONYERS                    GA      30094       Single Family
0       0         0.375       7.5                        PHOENIX                    AZ      85043       Single Family
0       0         0.375       7.625                      LAS VEGAS                  NV      89149       Single Family
0       0         0.375       7.25                       PHOENIX                    AZ      85007       2-4 Family
0       0         0.375       7.25                       PHOENIX                    AZ      85007       2-4 Family
0       0         0.375       7.875                      SCRIBNER                   NE      68057       Single Family
0       0         0.375       7.5                        REDMOND                    OR      97756       PUD
0       0         0.375       7.375                      DRAPER                     UT      84020       Single Family
0       0         0.375       8.125                      PORTLAND                   OR      97233       Single Family
0       0         0.375       7.25                       PHOENIX                    AZ      85014       Condominium
0       0         0.375       7.625                      CLOVIS                     CA      93619       Single Family
0       0         0.375       8.125                      SPOTSYLVANIA               VA      22553       Single Family
0       0         0.375       7.5                        HIGHLAND                   CA      92346       Single Family
0       0         0.375       7.5                        SAN BERNARDINO             CA      92405       Single Family
0       0         0.375       7.875                      LAUREL                     MD      20708       Condominium
0       0         0.375       7.375                      PHOENIX                    AZ      85033       Single Family
0       0         0.375       7.25                       VANCOUVER                  WA      98662       Single Family
0       0         0.375       7.75                       LAKEWOOD                   CA      90712       2-4 Family
0       0         0.375       7.5                        SUMAS                      WA      98295       2-4 Family
0       0         0.375       7.875                      MERIDIAN                   ID      83642       PUD
0       0         0.375       7.875                      COLUMBUS                   OH      43223       Single Family
0       0         0.375       7.625                      SNELLVILLE                 GA      30039       Single Family
0       0         0.375       7.375                      MADERA                     CA      93638       Single Family
0       0         0.375       7.625                      STERLING                   VA      20164       Single Family
0       0         0.375       8.125                      CHICAGO                    IL      60629       2-4 Family
0       0         0.375       8                          AUSTELL                    GA      30106       Single Family
0       0         0.375       7.875                      LAS VEGAS                  NV      89156       Single Family
0       0         0.375       8.125                      MINNEAPOLIS                MN      55404       Condominium
0       0         0.375       7.5                        BAKERSFIELD                CA      93309       2-4 Family
0       0         0.375       8.125                      ATLANTA                    GA      30315       Single Family
0       0         0.375       7.625                      GREER                      SC      29650       Single Family
0       0         0.375       7.5                        BROWNSVILLE                OR      97327       Single Family
0       0         0.375       8                          SAN DIEGO                  CA      92115       2-4 Family
0       0         0.375       7.625                      ROCKFORD                   IL      61104       2-4 Family
0       0         0.375       7.5                        JUNCTION CITY              OR      97448       Single Family
0       0         0.375       7.625                      ROCKFORD                   IL      61104       2-4 Family
0       0         0.375       7.25                       BARSTOW                    CA      92311       Single Family
0       0         0.375       7.5                        CHICAGO                    IL      60628       Single Family
0       0         0.375       7.75                       SPRING HILL                FL      34609       PUD
0       0         0.375       7.75                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.5                        TOWNSEND                   DE      19734       PUD
0       0         0.375       7.5                        PHILLIPSBURG               NJ      08865       2-4 Family
0       0         0.375       8                          WAYLAND                    MI      49348       Single Family
0       0         0.375       8                          WAYLAND                    MI      49348       Single Family
0       0         0.375       7.5                        WOODBRIDGE                 VA      22193       Single Family
0       0         0.375       8.125                      HENDERSON                  NV      89014       Single Family
0       0         0.375       7.75                       VIRGINIA BEACH             VA      23455       Single Family
0       0         0.375       7.625                      FRESNO                     CA      93727       Single Family
0       0         0.375       7.25                       PUYALLUP                   WA      98375       Single Family
0       0         0.375       7.625                      MCDONOUGH                  GA      30253       Single Family
0       0         0.375       8.25                       CHICAGO                    IL      60636       2-4 Family
0       0         0.375       7.25                       MCDONOUGH                  GA      30253       Single Family
0       0         0.375       7.5                        WEST VALLEY CITY           UT      84120       Single Family
0       0         0.375       7.875                      OZARK                      MO      65721       2-4 Family
0       0         0.375       7.875                      ARLINGTON                  VA      22204       Single Family
0       0         0.375       7.375                      KAMAS                      UT      84036       Single Family
0       0         0.375       8                          CORAL GABLES               FL      33134       2-4 Family
0       0         0.375       7.625                      BAKERSFIELD                CA      93307       2-4 Family
0       0         0.375       8.125                      MIAMI                      FL      33032       Single Family
0       0         0.375       7.875                      SMYRNA                     GA      30080       Single Family
0       0         0.375       7.625                      LEBANON                    OR      97355       2-4 Family
0       0         0.375       7.5                        GRANDY                     NC      27939       Single Family
0       0         0.375       7.5                        VICTORVILLE                CA      92392       Single Family
0       0         0.375       7.875                      CHINO                      CA      91710       PUD
0       0         0.375       8.25                       LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       8.25                       CADILLAC                   MI      49601       Single Family
0       0         0.375       7.25                       GILBERT                    AZ      85297       PUD
0       0         0.375       7.75                       TAVERNIER                  FL      33070       2-4 Family
0       0         0.375       7.375                      DISTRICT HEIGHTS           MD      20747       Single Family
0       0         0.375       8.25                       LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       7.25                       DE PERE                    WI      54115       Single Family
0       0         0.375       7.375                      WHITTIER AREA              CA      90605       Single Family
0       0         0.375       8.25                       DECATUR                    GA      30034       Single Family
0       0         0.375       7.375                      VAN BUREN TWP.             MI      48111       Single Family
0       0         0.375       8.125                      MINNETRISTA                MN      55364       Single Family
0       0         0.375       7.5                        VAN NUYS AREA              CA      91405       Single Family
0       0         0.375       7.25                       PARK CITY                  UT      84060       Condominium
0       0         0.375       7.75                       NORTH PORT                 FL      34288       Single Family
0       0         0.375       8.125                      COLUMBUS                   OH      43209       2-4 Family
0       0         0.375       7.5                        GWYNN OAK                  MD      21207       Single Family
0       0         0.375       8                          NORTH PORT                 FL      34288       Single Family
0       0         0.375       7.875                      STONE MOUNTAIN             GA      30083       Single Family
0       0         0.375       7.375                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       7.875                      MIDWAY                     UT      84049       Single Family
0       0         0.375       8.125                      MUSKEGON                   MI      49444       Single Family
0       0         0.375       7.375                      PORTLAND                   OR      97253       Single Family
0       0         0.375       7.625                      SPOKANE                    WA      99207       Single Family
0       0         0.375       8.125                      CHICAGO                    IL      60613       2-4 Family
0       0         0.375       7.75                       KANKAKEE                   IL      60901       Single Family
0       0         0.375       8.125                      CHICAGO                    IL      60621       2-4 Family
0       0         0.375       8.125                      FAIRBURN                   GA      30213       Single Family
0       0         0.375       8                          PARK FALLS                 WI      54552       Single Family
0       0         0.375       8                          CYPRESS                    TX      77433       PUD
0       0         0.375       7.375                      SWEET HOME                 OR      97386       Single Family
0       0         0.375       7.25                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8.125                      MI WUK VILLAGE             CA      95346       Single Family
0       0         0.375       8.125                      LITHONIA                   GA      30058       Single Family
0       0         0.375       7.5                        SOUTH BOSTON               VA      24592       Single Family
0       0         0.375       8.125                      PORTLAND                   OR      97233       Single Family
0       0         0.375       8                          LOVE'S PARK                IL      61111       Single Family
0       0         0.375       7.75                       EL CAJON                   CA      92020       Single Family
0       0         0.375       7.875                      JONESBORO                  GA      30238       Single Family
0       0         0.375       7.75                       HOLLAND                    MI      49423       2-4 Family
0       0         0.375       7.75                       COLUMBUS                   OH      43227       Single Family
0       0         0.375       7.5                        TAMPA                      FL      33619       2-4 Family
0       0         0.375       7.75                       SEATTLE                    WA      98108       Single Family
0       0         0.375       8.125                      SPRING HILL                FL      34609       PUD
0       0         0.375       7.875                      SANGER                     CA      93657       Single Family
0       0         0.375       7.75                       EL CAJON                   CA      92021       Single Family
0       0         0.375       8                          ESCONDIDO                  CA      92025       Single Family
0       0         0.375       7.5                        ST. AUGUSTINE              FL      32084       Single Family
0       0         0.375       7.5                        BEDFORD                    TX      76021       Single Family
0       0         0.375       8.25                       WYOMING                    MI      49509       2-4 Family
0       0         0.375       7.875                      PORTLAND                   OR      97266       Single Family
0       0         0.375       7.625                      PORT ORCHARD               WA      98267       Single Family
0       0         0.375       7.25                       DUMFRIES                   VA      22026       PUD
0       0         0.375       7.875                      FORT WASHINGTON            MD      20744       Single Family
0       0         0.375       7.625                      FRANKLIN                   WI      53132       Single Family
0       0         0.375       7.25                       PASCO                      WA      99301       Single Family
0       0         0.375       7.625                      BOZEMAN                    MT      59715       2-4 Family
0       0         0.375       7.25                       STURGIS                    MI      49091       Single Family
0       0         0.375       8.125                      Tampa                      FL      33618       Single Family
0       0         0.375       7.25                       Ennis                      TX      75119       2-4 Family
0       0         0.375       8.125                      ROCHESTER                  NH      03867       2-4 Family
0       0         0.375       8                          KENT                       WA      98030       PUD
0       0         0.375       8                          ZEELAND                    MI      49464       Single Family
0       0         0.375       7.375                      MILWAUKEE                  WI      53208       Single Family
0       0         0.375       7.375                      PHOENIX                    AZ      85033       Single Family
0       0         0.375       7.375                      LANSING                    IL      60438       Single Family
0       0         0.375       8                          COLLEGE PARK               GA      30349       Single Family
0       0         0.375       8                          SACRAMENTO                 CA      95838       Single Family
0       0         0.375       8                          SPOKANE VALLEY             WA      99206       Single Family
0       0         0.375       7.875                      MILWAUKEE                  WI      53219       2-4 Family
0       0         0.375       8.125                      GREEN BAY                  WI      54301       2-4 Family
0       0         0.375       7.25                       LONG BEACH                 CA      90806       2-4 Family
0       0         0.375       8.125                      RIVERDALE                  GA      30296       Single Family
0       0         0.375       7.875                      CARPENTERSVILLE            IL      60110       Single Family
0       0         0.375       8.25                       LEWISTON                   ME      04240       2-4 Family
0       0         0.375       7.375                      ATLANTA                    GA      30315       Single Family
0       0         0.375       7.375                      SOUTH JORDAN               UT      84095       Single Family
0       0         0.375       7.875                      STONE MOUNTAIN             GA      30088       Single Family
0       0         0.375       7.375                      LAPORTE                    TX      77571       2-4 Family
0       0         0.375       7.75                       ELKRIDGE                   MD      21075       Single Family
0       0         0.375       8.125                      ABERDEEN                   WA      98520       2-4 Family
0       0         0.375       8.125                      BALTIMORE                  MD      21208       Single Family
0       0         0.375       7.375                      LAPORTE                    TX      77571       2-4 Family
0       0         0.375       7.5                        STRONGSVILLE               OH      44136       Condominium
0       0         0.375       8.125                      POMONA                     CA      91767       Single Family
0       0         0.375       7.375                      ATLANTA                    GA      30314       Single Family
0       0         0.375       8.125                      MARIETTA                   GA      30067       Condominium
0       0         0.375       7.625                      ATLANTA                    GA      30311       PUD
0       0         0.375       7.375                      MCMINNVILLE                OR      97128       PUD
0       0         0.25        7.25                       Burbank                    CA      91506       Single Family
0       0         0.25        7.375                      JAMAICA PLAIN              MA      02130       Single Family
0       0         0.375       7.75                       Bristol                    CT      06010       2-4 Family
0       0         0.375       7.75                       Mesquite                   TX      75181       PUD
0       0         0.375       8.25                       Andover                    MN      55304       PUD
0       0         0.375       7.5                        Inver Grove Heights        MN      55076       Condominium
0       0         0.375       8.25                       Chaska                     MN      55318       Condominium
0       0         0.375       8.25                       Mankato                    MN      56001       Single Family
0       0         0.375       8.25                       REX                        GA      30273       Single Family
0       0         0.375       7.875                      Franklin Park              IL      60131       2-4 Family
0       0         0.375       7.875                      Lino Lakes                 MN      55014       PUD
0       0         0.375       7.5                        Eagan                      MN      55123       Single Family
0       0         0.375       7.375                      Spring Park                MN      55384       Condominium
0       0         0.375       8.125                      CANTON                     GA      30115       PUD
0       0         0.375       8.125                      LAWRENCEVILLE              GA      30044       Single Family
0       0         0.375       7.375                      San Bernardino             CA      92405       Single Family
0       0         0.375       7.75                       Marietta                   GA      30068       Single Family
0       0         0.375       8                          Davenport                  FL      33897       PUD
0       0         0.375       8.25                       Atlanta                    GA      30305       Condominium
0       0         0.375       7.625                      CULPEPER                   VA      22701       PUD
0       0         0.375       7.875                      Mc Kees Rocks              PA      15136       Single Family
0       0         0.375       7.375                      Charlotte                  NC      28205       2-4 Family
0       0         0.375       8.125                      Carrollton                 GA      30116       Single Family
0       0         0.375       7.375                      Charlotte                  NC      28208       Single Family
0       0         0.375       7.75                       Lithonia                   GA      30058       Single Family
0       0         0.375       8.25                       Erlanger                   KY      41018       Single Family
0       0         0.375       8.25                       Kissimmee                  FL      34759       Single Family
0       0         0.375       7.75                       Covington                  GA      30016       PUD
0       0         0.375       8.125                      Huntsville                 AL      35810       Single Family
0       0         0.375       7.625                      Boca Raton                 FL      33433       PUD
0       0         0.375       7.25                       Bryan                      OH      43506       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85008       Condominium
0       0         0.375       8.25                       West Palm Beach            FL      33403       2-4 Family
0       0         0.375       7.5                        Upper Marlboro             MD      20772       PUD
0       0         0.375       7.75                       Panorama City              CA      91402       Single Family
0       0         0.375       7.875                      Reseda                     CA      91335       Condominium
0       0         0.375       7.875                      Joliet                     IL      60436       Single Family
0       0         0.375       8.25                       Minneapolis                MN      55411       2-4 Family
0       0         0.375       8.125                      North Branch               MN      55056       Single Family
0       0         0.375       7.25                       Macclenny                  FL      32063       Single Family
0       0         0.375       7.75                       Beltsville                 MD      20705       PUD
0       0         0.375       7.625                      Hanover                    PA      17331       Townhouse
0       0         0.375       7.5                        CANAL FULTON               OH      44614       PUD
0       0         0.375       8.125                      Leesburg                   VA      20176       Single Family
0       0         0.375       7.75                       Beltsville                 MD      20705       PUD
0       0         0.375       7.5                        Brandon                    FL      33511       Single Family
0       0         0.375       7.5                        Newnan                     GA      30265       PUD
0       0         0.375       7.75                       Davenport                  FL      33897       PUD
0       0         0.375       7.25                       Suwanee                    GA      30024       Single Family
0       0         0.375       8                          Lugoff                     SC      29078       Single Family
0       0         0.375       7.5                        N LAS VEGAS                NV      89084       PUD
0       0         0.375       7.5                        LAS VEGAS                  NV      89178       PUD
0       0         0.375       8                          RINEYVILLE                 KY      40162       Single Family
0       0         0.375       7.5                        Cashion                    AZ      85329       PUD
0       0         0.375       7.375                      Modesto                    CA      95355       Single Family
0       0         0.375       7.375                      ONTARIO                    CA      91764       Single Family
0       0         0.375       7.5                        Glen Allen                 VA      23059       PUD
0       0         0.375       7.625                      Stone Mountain             GA      30087       PUD
0       0         0.375       7.25                       North Las Vegas            NV      89031       PUD
0       0         0.375       8.125                      Arlington                  TX      76002       PUD
0       0         0.375       7.75                       FORT WORTH                 TX      76134       Single Family
0       0         0.375       7.5                        MARICOPA                   AZ      85239       PUD
0       0         0.375       7.5                        Gilcrest                   CO      80623       2-4 Family
0       0         0.375       7.375                      LAKESIDE                   AZ      85929       PUD
0       0         0.375       8                          SANGER                     CA      93657       Single Family
0       0         0.375       7.625                      LAKELAND                   FL      33810       PUD
0       0         0.375       8.125                      MARIETTA                   GA      30060       Single Family
0       0         0.375       7.375                      CLEARWATER                 FL      33756       Single Family
0       0         0.375       8.125                      MIDLAND                    GA      31820       Single Family
0       0         0.375       8                          Rochester                  MN      55904       2-4 Family
0       0         0.375       7.875                      Milwaukee                  WI      53208       Single Family
0       0         0.375       8.25                       Friendship                 WI      53934       Single Family
0       0         0.375       8.25                       Forest Lake                MN      55025       PUD
0       0         0.375       7.875                      Austin                     MN      55912       Single Family
0       0         0.375       7.625                      Onamia                     MN      56359       Single Family
0       0         0.375       7.875                      Acworth                    GA      30101       PUD
0       0         0.375       7.875                      Chicago                    IL      60621       Single Family
0       0         0.375       7.625                      Daly City                  CA      94014       Single Family
0       0         0.375       8.125                      Elk Mound                  WI      54739       Single Family
0       0         0.375       8.25                       LAWRENCEVILLE              GA      30043       PUD
0       0         0.375       8                          Hopkins                    MN      55343       Condominium
0       0         0.375       8                          Buckeye                    AZ      85326       PUD
0       0         0.375       8.125                      Minneapolis                MN      55411       Single Family
0       0         0.375       7.75                       Lindstrom                  MN      55045       Single Family
0       0         0.375       8.125                      Richmond                   VA      23222       2-4 Family
0       0         0.375       7.875                      Milwaukee                  WI      53211       2-4 Family
0       0         0.375       7.625                      Chicago Heights            IL      60411       Single Family
0       0         0.375       7.75                       Waterville                 MN      56096       2-4 Family
0       0         0.375       7.875                      Crystal                    MN      55429       Townhouse
0       0         0.375       7.375                      Mankato                    MN      56001       Townhouse
0       0         0.375       8.25                       Minneapolis                MN      55430       Single Family
0       0         0.375       8.25                       PHOENIX                    AZ      85023       Single Family
0       0         0.375       7.75                       LOS ANGELES                CA      90003       2-4 Family
0       0         0.375       8.125                      Atlanta                    GA      30349       PUD
0       0         0.375       8                          OLNEY                      MD      20832       PUD
0       0         0.375       7.5                        Modesto                    CA      95354       PUD
0       0         0.375       8.25                       CANTON                     GA      30114       Single Family
0       0         0.375       7.875                      ADAMSTOWN                  MD      21710       PUD
0       0         0.375       8                          UPPER MARLBORO             MD      20774       PUD
0       0         0.375       7.375                      FREDERICK                  MD      21704       PUD
0       0         0.375       7.5                        LAKESIDE                   AZ      85929       Single Family
0       0         0.375       7.75                       MORROW                     OH      45152       PUD
0       0         0.375       8.125                      Fort Worth                 TX      76123       PUD
0       0         0.375       8.125                      Hollywood                  FL      33021       Single Family
0       0         0.375       8.125                      JACKSONVILLE               FL      32206       Single Family
0       0         0.375       7.5                        Rock Hill                  SC      29730       PUD
0       0         0.375       7.25                       Simpsonville               SC      29681       Townhouse
0       0         0.375       7.75                       Edina                      MN      55424       Single Family
0       0         0.375       7.875                      Naperville                 IL      60565       Condominium
0       0         0.375       7.5                        Chicago                    IL      60628       Single Family
0       0         0.375       8.125                      Lakeville                  MN      55044       Condominium
0       0         0.375       7.75                       Minnetonka                 MN      55345       Condominium
0       0         0.375       7.375                      Palmetto                   FL      34221       PUD
0       0         0.375       8.25                       Minneapolis                MN      55407       2-4 Family
0       0         0.375       7.875                      Tampa                      FL      33619       Condominium
0       0         0.375       7.375                      Saint Paul                 MN      55104       Single Family
0       0         0.375       7.625                      HIALEAH                    FL      33010       Single Family
0       0         0.375       7.625                      Flint                      MI      48506       Single Family
0       0         0.375       7.625                      Hazel Crest                IL      60429       Single Family
0       0         0.375       8.25                       Saint Paul                 MN      55106       2-4 Family
0       0         0.375       8.125                      Burnsville                 MN      55337       Single Family
0       0         0.375       7.75                       Chicago                    IL      60652       Single Family
0       0         0.375       7.75                       Boca Raton                 FL      33428       Single Family
0       0         0.375       7.75                       Bakersfield                CA      93306       Single Family
0       0         0.375       8.125                      HOUSTON                    TX      77047       PUD
0       0         0.375       7.375                      Littleton                  CO      80128       Single Family
0       0         0.375       8.25                       CINCINNATI                 OH      45229       2-4 Family
0       0         0.375       7.375                      SAN BERNARDINO             CA      92405       Single Family
0       0         0.375       8                          East Elmhurst              NY      11369       2-4 Family
0       0         0.375       7.875                      CULPEPER                   VA      22701       PUD
0       0         0.375       7.5                        North Bergen               NJ      07047       Single Family
0       0         0.375       7.75                       Cape Coral                 FL      33993       Single Family
0       0         0.375       7.375                      MINNEAPOLIS                MN      55410       Single Family
0       0         0.375       8.25                       PORT SAINT LUCIE           FL      34953       Single Family
0       0         0.375       7.875                      KENNESAW                   GA      30144       PUD
0       0         0.375       7.5                        Hacienda Heights           CA      91745       Single Family
0       0         0.375       7.5                        Woodbury                   MN      55125       PUD
0       0         0.375       7.5                        Woodstock                  MD      21163       PUD
0       0         0.375       7.75                       Ontario                    CA      91764       2-4 Family
0       0         0.375       7.5                        Jonesboro                  GA      30238       PUD
0       0         0.375       7.5                        Woodbury                   MN      55125       PUD
0       0         0.375       7.5                        LAUREL                     MD      20707       PUD
0       0         0.375       7.5                        Hugo                       MN      55038       PUD
0       0         0.375       7.875                      FREDERICK                  MD      21704       Townhouse
0       0         0.375       7.375                      Chicago                    IL      60629       Single Family
0       0         0.375       7.5                        Woodbury                   MN      55125       PUD
0       0         0.375       8                          Winnetka                   CA      91306       Single Family
0       0         0.375       8.125                      Hartford                   CT      06112       2-4 Family
0       0         0.375       7.875                      Zion                       IL      60099       2-4 Family
0       0         0.375       7.625                      Jonesboro                  GA      30238       Single Family
0       0         0.375       7.625                      North Chicago              IL      60064       2-4 Family
0       0         0.375       7.5                        LAHAINA                    HI      96761       Condominium
0       0         0.375       7.25                       Eagan                      MN      55122       Single Family
0       0         0.375       7.75                       FREDERICK                  MD      21703       Condominium
0       0         0.375       8.125                      FREDERICK                  MD      21703       Condominium
0       0         0.375       7.5                        Saint George               UT      84790       Single Family
0       0         0.375       7.75                       Deltona                    FL      32738       Single Family
0       0         0.375       7.75                       Houston                    TX      77085       Single Family
0       0         0.375       7.875                      Jacksonville               FL      32205       Single Family
0       0         0.375       8.25                       ATLANTA                    GA      30315       Single Family
0       0         0.375       8.25                       COLUMBUS                   GA      31907       Single Family
0       0         0.375       7.25                       Jacksonville               FL      32254       Single Family
0       0         0.375       7.25                       San Bernardino             CA      92410       2-4 Family
0       0         0.375       7.25                       UPLAND                     CA      91786       Single Family
0       0         0.375       7.25                       Idaho Falls                ID      83401       Single Family
0       0         0.375       7.875                      GARDEN GROVE               CA      92840       Condominium
0       0         0.375       7.375                      LAS VEGAS                  NV      89115       Single Family
0       0         0.375       7.875                      LITCHFIELD PARK            AZ      85340       Single Family
0       0         0.375       7.375                      El Mirage                  AZ      85335       PUD
0       0         0.375       7.375                      Aurora                     IL      60505       Single Family
0       0         0.375       7.375                      Gulfport                   FL      33707       2-4 Family
0       0         0.375       7.375                      Jacksonville               FL      32244       PUD
0       0         0.375       7.375                      West Palm Beach            FL      33401       Condominium
0       0         0.375       7.375                      JACKSONVILLE               FL      32244       PUD
0       0         0.375       7.75                       Commerce City              CO      80022       Single Family
0       0         0.375       7.875                      Tolleson                   AZ      85353       Single Family
0       0         0.375       7.875                      CUMMING                    GA      30040       Single Family
0       0         0.375       7.375                      BIRMINGHAM                 AL      35235       Single Family
0       0         0.375       7.75                       ATLANTA                    GA      30331       Single Family
0       0         0.375       7.75                       ATLANTA                    GA      30331       Single Family
0       0         0.375       8                          Miami                      FL      33130       Condominium
0       0         0.375       7.5                        Duluth                     GA      30097       Condominium
0       0         0.375       7.75                       AUSTIN                     TX      78758       2-4 Family
0       0         0.375       8                          SPRING                     TX      77373       PUD
0       0         0.375       7.625                      Denver                     CO      80249       PUD
0       0         0.375       8.25                       KATY                       TX      77450       Single Family
0       0         0.375       8.125                      RIVERTON                   UT      84065       Single Family
0       0         0.375       8                          CHESTERFIELD               VA      23832       PUD
0       0         0.375       7.5                        Santa Barbara              CA      93106       Single Family
0       0         0.375       8.25                       Clearwater Beach           FL      33767       PUD
0       0         0.375       8.125                      WARWICK                    RI      02886       Condominium
0       0         0.375       8.25                       SAINT CHARLES              MD      20602       PUD
0       0         0.375       7.625                      Las Vegas                  NV      89108       Single Family
0       0         0.375       7.875                      Newark                     NJ      07103       2-4 Family
0       0         0.375       8.25                       Salem                      OR      97302       Single Family
0       0         0.375       7.25                       York                       PA      17402       PUD
0       0         0.375       8.125                      Denver                     CO      80202       Condominium
0       0         0.375       7.375                      El Segundo                 CA      90245       Single Family
0       0         0.375       7.5                        Vero Beach                 FL      32962       Single Family
0       0         0.375       8.125                      Powder Springs             GA      30127       PUD
0       0         0.375       8.25                       Minneapolis                MN      55408       Single Family
0       0         0.375       7.875                      Red Wing                   MN      55066       2-4 Family
0       0         0.375       7.375                      Tampa                      FL      33610       Single Family
0       0         0.375       8.125                      Chicago                    IL      60636       2-4 Family
0       0         0.375       7.875                      Chicago                    IL      60629       2-4 Family
0       0         0.375       7.875                      Las Vegas                  NV      89143       PUD
0       0         0.375       8.125                      Houston                    TX      77051       Single Family
0       0         0.25        7.875                      Meredith                   NH      03253       Single Family
0       0         0.25        7.125                      Woodland                   CA      95776       Single Family
0       0         0.375       7.25                       Chicago                    IL      60651       2-4 Family
0       0         0.375       8.125                      Saint Paul                 MN      55119       Single Family
0       0         0.375       7.5                        Sun City                   AZ      85379       PUD
0       0         0.375       7.5                        North Hills                CA      91343       Single Family
0       0         0.375       7.875                      Suwanee                    GA      30024       PUD
0       0         0.375       7.5                        Port Saint Lucie           FL      34987       PUD
0       0         0.375       7.625                      Melbourne                  FL      32901       PUD
0       0         0.375       7.75                       HUDSON                     NH      03051       Single Family
0       0         0.375       7.75                       LAUDERHILL                 FL      33319       PUD
0       0         0.375       7.625                      KISSIMMEE                  FL      34746       PUD
0       0         0.375       8                          LITCHFIELD PARK            AZ      85340       PUD
0       0         0.375       7.875                      CHICAGO                    IL      60617       2-4 Family
0       0         0.375       8.125                      SEATTLE                    WA      98106       Single Family
0       0         0.375       7.5                        SUGAR HILL                 GA      30518       PUD
0       0         0.375       7.375                      SAN MARCOS                 CA      92069       Single Family
0       0         0.375       7.375                      BATTLE GROUND              WA      98604       Single Family
0       0         0.375       8.125                      JONESBORO                  GA      30236       Single Family
0       0         0.375       7.25                       PHILADELPHIA               PA      19128       Single Family
0       0         0.375       7.75                       WEST VALLEY CITY           UT      84120       Single Family
0       0         0.375       7.5                        ALBUQUERQUE                NM      87114       Single Family
0       0         0.375       8.125                      FREDERICKSBURG             VA      22405       Single Family
0       0         0.375       7.5                        CLINTON                    MD      20735       Single Family
0       0         0.375       7.375                      TACOMA                     WA      98409       Single Family
0       0         0.375       8.125                      MILWAUKEE                  WI      53219       2-4 Family
0       0         0.375       7.875                      DRAPER                     UT      84020       Single Family
0       0         0.375       8.125                      ELIOT                      ME      03903       Single Family
0       0         0.375       7.25                       PRIOR LAKE                 MN      55372       Single Family
0       0         0.375       8.25                       LITCHFIELD PARK            AZ      85340       PUD
0       0         0.375       7.75                       KENT                       WA      98032       Condominium
0       0         0.375       8.125                      PORTLAND                   OR      97233       Single Family
0       0         0.375       7.5                        ATLANTA                    GA      30310       Single Family
0       0         0.375       7.375                      BOLIVAR                    MO      65613       2-4 Family
0       0         0.375       7.875                      WEST COVINA                CA      91791       Single Family
0       0         0.375       8.125                      MACON                      GA      31204       2-4 Family
0       0         0.375       8.125                      SAVANNAH                   GA      31415       2-4 Family
0       0         0.375       8.125                      MACON                      GA      31204       2-4 Family
0       0         0.375       8                          COEUR D' ALENE             ID      83815       PUD
0       0         0.375       8                          SHELBY TWP                 MI      48315       Single Family
0       0         0.375       8                          KALAMAZOO                  MI      49007       2-4 Family
0       0         0.375       7.5                        BOLINGBROOK                IL      60440       Single Family
0       0         0.375       8.125                      CONYERS                    GA      30094       Single Family
0       0         0.375       8                          KALAMAZOO                  MI      49007       Single Family
0       0         0.375       8.125                      CUMMING                    GA      30041       Single Family
0       0         0.375       8.125                      MILWAUKEE                  WI      53215       2-4 Family
0       0         0.375       8.125                      MACON                      GA      31217       Single Family
0       0         0.375       7.625                      CHICAGO                    IL      60622       Condominium
0       0         0.375       7.375                      ANDERSON                   SC      29621       Single Family
0       0         0.375       7.75                       LOS ANGELES AREA           CA      90022       2-4 Family
0       0         0.375       8.125                      NOBLESVILLE                IN      46060       PUD
0       0         0.375       8.125                      PAW PAW                    MI      49079       Single Family
0       0         0.375       7.625                      SAGINAW                    MI      48601       Single Family
0       0         0.375       7.375                      SCOTTSDALE                 AZ      85260       Single Family
0       0         0.375       7.75                       FEDERAL WAY                WA      98023       Single Family
0       0         0.375       7.25                       DENVER                     CO      80249       Single Family
0       0         0.375       7.5                        ROME                       GA      30165       Single Family
0       0         0.375       7.25                       MANASSAS                   VA      20110       Single Family
0       0         0.375       7.875                      SIOUX FALLS                SD      57108       Single Family
0       0         0.375       7.25                       FARMINGTON HILLS           MI      48335       Single Family
0       0         0.375       7.25                       VANCOUVER                  WA      98684       Single Family
0       0         0.375       7.5                        MONTGOMERY VILLAGE         MD      20886       Condominium
0       0         0.375       7.75                       TUKWILA                    WA      98188       Condominium
0       0         0.375       7.375                      FRESNO                     CA      93727       PUD
0       0         0.375       7.625                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.75                       SHORELINE                  WA      98155       Single Family
0       0         0.375       7.25                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.25                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8.125                      PLANTATION                 FL      33317       Single Family
0       0         0.375       7.875                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       8.125                      ATLANTA                    GA      30312       Condominium
0       0         0.375       7.875                      LAWRENCEVILLE              GA      30044       PUD
0       0         0.375       8.125                      BOTHELL                    WA      98012       Condominium
0       0         0.375       7.75                       SAUK VILLAGE               IL      60411       Single Family
0       0         0.375       8.25                       TOTOWA                     NJ      07512       Single Family
0       0         0.375       7.375                      RESTON                     VA      20195       Condominium
0       0         0.375       8.125                      PERTH AMBOY                NJ      08861       Single Family
0       0         0.375       7.375                      LEESBURG                   VA      20176       Single Family
0       0         0.375       7.25                       PEORIA                     AZ      85382       PUD
0       0         0.375       7.25                       LOS ALAMITOS               CA      90720       Single Family
0       0         0.375       7.875                      HACKENSACK                 NJ      07601       Single Family
0       0         0.375       7.875                      NEWPORT NEWS               VA      23607       Single Family
0       0         0.375       7.625                      NARBERTH                   PA      19072       Condominium
0       0         0.375       8.125                      PHOENIX                    AZ      85013       Single Family
0       0         0.375       7.25                       Fountain                   CO      80817       PUD
0       0         0.375       7.75                       Vancouver                  WA      98661       Single Family
0       0         0.375       7.875                      West Palm Beach            FL      33417       Single Family
0       0         0.375       7.25                       Granbury                   TX      76049       Single Family
0       0         0.375       8.375                      Debary                     FL      32713       Single Family
0       0         0.375       7.5                        SURPRISE                   AZ      85379       PUD
0       0         0.375       7.75                       Pacoima                    CA      91331       Single Family
0       0         0.375       8.25                       Phoenix                    AZ      85037       Single Family
0       0         0.25        7.5                        Phoenix                    AZ      85043       PUD
0       0         0.25        7.5                        Cedar Hill                 MO      63016       PUD
0       0         0.25        7.125                      Gulf Shores                AL      36542       Single Family
0       0         0.375       8.25                       Kerman                     CA      93630       Single Family
0       0         0.375       8                          BAKERSFIELD                CA      93312       Single Family
0       0         0.375       7.875                      San Rafael                 CA      94903       Single Family
0       0         0.375       7.875                      Littleton                  CO      80128       Condominium
0       0         0.375       7.75                       COMPTON                    CA      90221       Single Family
0       0         0.375       8.25                       Encino                     CA      91316       Condominium
0       0         0.375       7.25                       Ontario                    CA      91761       Single Family
0       0         0.375       7.25                       Roseville                  CA      95678       Single Family
0       0         0.375       8.25                       VERO BEACH                 FL      32966       Townhouse
0       0         0.375       7.25                       FONTANA                    CA      92336       PUD
0       0         0.375       7.25                       Chicago                    IL      60636       Single Family
0       0         0.375       7.5                        Temecula                   CA      92592       PUD
0       0         0.375       7.375                      DALLAS                     GA      30157       Single Family
0       0         0.375       8.25                       Woodland Hills             CA      91364       Single Family
0       0         0.375       8.25                       Salton City                CA      92275       Single Family
0       0         0.375       7.825                      Broomfield                 CO      80020       Single Family
0       0         0.375       7.75                       CANTON                     MI      48187       PUD
0       0         0.375       7.625                      Lake Mary                  FL      32746       PUD
0       0         0.375       8                          RANCHO CORDOVA             CA      95670       PUD
0       0         0.375       7.625                      BIG BEAR LAKE              CA      92315       Single Family
0       0         0.375       7.25                       Coral Springs              FL      33071       Condominium
0       0         0.375       7.5                        LOS ANGELES                CA      91304       Condominium
0       0         0.375       7.5                        GALLOWAY TOWNSHIP          NJ      08205       PUD
0       0         0.375       7.625                      SOUTH LAKE TAHOE           CA      96150       Condominium
0       0         0.375       7.5                        Jacksonville               FL      32204       2-4 Family
0       0         0.375       7.5                        Queen Creek                AZ      85242       PUD
0       0         0.375       7.625                      PALM BEACH GARDENS         FL      33410       PUD
0       0         0.375       7.5                        SANTA ANA                  CA      92704       Single Family
0       0         0.375       7.875                      CHULUOTA                   FL      32766       Single Family
0       0         0.375       8.25                       TEMPE                      AZ      85282       Single Family
0       0         0.375       7.375                      WINTER GARDEN              FL      34787       PUD
0       0         0.375       7.875                      PARADISE VALLEY            AZ      85253       PUD
0       0         0.375       8                          PHOENIX                    AZ      85018       PUD
0       0         0.375       7.5                        WEST PALM BEACH            FL      33417       Condominium
0       0         0.375       7.375                      MARICOPA                   AZ      85239       PUD
0       0         0.375       7.75                       HENDERSON                  NV      89052       PUD
0       0         0.375       7.75                       SANTA ANA                  CA      92704       Single Family
0       0         0.375       8                          QUEENS VILLAGE             NY      11428       PUD
0       0         0.375       7.25                       VIRGINIA BEACH             VA      23462       Single Family
0       0         0.375       7.375                      FERNDALE                   WA      98248       Single Family
0       0         0.375       7.25                       HENDERSON                  NV      89074       PUD
0       0         0.375       7.625                      COLFAX                     CA      95713       PUD
0       0         0.375       7.375                      WASHINGTON                 DC      20020       Single Family
0       0         0.375       7.375                      CHANDLER                   AZ      85225       Townhouse
0       0         0.375       8.25                       LAS VEGAS                  NV      89141       PUD
0       0         0.375       7.25                       HARRISON TWP.              NJ      08062       PUD
0       0         0.375       8.25                       SOUTH TOMS RIVER           NJ      08757       Single Family
0       0         0.375       7.875                      Tampa                      FL      33611       Single Family
0       0         0.375       8.375                      Phoenix                    AZ      85050       PUD
0       0         0.375       7.25                       LAS VEGAS                  NV      89143       PUD
0       0         0.375       7.375                      PHOENIX                    AZ      85044       Single Family
0       0         0.375       7.75                       BELLFLOWER                 CA      90706       Condominium
0       0         0.375       7.375                      AVONDALE                   AZ      85323       PUD
0       0         0.375       7.5                        PERTH AMBOY                NJ      08861       2-4 Family
0       0         0.375       7.5                        TUCSON                     AZ      85715       Single Family
0       0         0.375       7.25                       ANTHEM                     AZ      85086       PUD
0       0         0.375       7.5                        PFLUGERVILLE               TX      78660       Single Family
0       0         0.375       7.25                       OAKWOOD                    GA      30566       Single Family
0       0         0.375       7.625                      SOUTH PLAINFIELD           NJ      07080       Single Family
0       0         0.375       7.625                      GLENDALE                   AZ      85308       PUD
0       0         0.375       8                          COHOES                     NY      12047       2-4 Family
0       0         0.375       7.375                      SUN VALLEY                 NV      89433       PUD
0       0         0.375       7.375                      SCOTTSDALE                 AZ      85254       Condominium
0       0         0.375       7.75                       STUART                     FL      34997       2-4 Family
0       0         0.375       8.125                      GLENDALE                   AZ      85305       Single Family
0       0         0.375       8.125                      ORLANDO                    FL      34741       PUD
0       0         0.375       7.25                       AVONDALE                   AZ      85323       PUD
0       0         0.375       7.875                      CASA GRANDE                AZ      85222       Single Family
0       0         0.375       7.5                        OCOEE                      FL      34761       Condominium
0       0         0.375       7.25                       VIRGINIA BEACH             VA      23452       Single Family
0       0         0.375       7.25                       APOPKA                     FL      32703       PUD
0       0         0.375       8                          Carencro                   LA      70520       Single Family
0       0         0.375       7.5                        Florence                   AZ      85232       2-4 Family
0       0         0.375       7.5                        Chandler                   AZ      85249       Single Family
0       0         0.375       7.875                      CULPEPER                   VA      22701       PUD
0       0         0.375       7.5                        Orlando                    FL      32811       Condominium
0       0         0.375       8                          GLENDALE                   AZ      85302       Single Family
0       0         0.375       7.875                      LAKE HAVASU CITY           AZ      86404       PUD
0       0         0.375       7.25                       SCOTTSDALE                 AZ      85258       Condominium
0       0         0.375       7.25                       PLEASANTVILLE              NJ      08232       Single Family
0       0         0.375       7.5                        TOMS RIVER                 NJ      08757       PUD
0       0         0.375       7.25                       PALISADES PARK             NJ      07650       Condominium
0       0         0.375       7.625                      MODESTO                    CA      95351       Single Family
0       0         0.375       7.5                        Chicago                    IL      60620       Single Family
0       0         0.375       8.25                       Los Angeles                CA      90003       2-4 Family
0       0         0.375       7.375                      KILLEEN                    TX      76549       Single Family
0       0         0.375       7.25                       PHOENIX                    AZ      85033       Single Family
0       0         0.375       7.875                      Union City                 CA      94587       Single Family
0       0         0.375       7.5                        YUCAIPA                    CA      92399       PUD
0       0         0.375       8                          WELLINGTON                 FL      33414       Townhouse
0       0         0.375       7.75                       HOUSTON                    TX      77083       PUD
0       0         0.375       7.5                        Encino                     CA      91316       Single Family
0       0         0.375       7.875                      Perry Hall                 MD      21128       PUD
0       0         0.375       7.875                      Oak Park                   MI      48237       Single Family
0       0         0.375       7.75                       West Saint Paul            MN      55118       Single Family
0       0         0.375       8.125                      Minneapolis                MN      55412       Single Family
0       0         0.375       8.375                      Locust Grove               GA      30248       PUD
0       0         0.375       7.875                      Midlothian                 IL      60445       Single Family
0       0         0.375       7.875                      RISING SUN                 MD      21911       PUD
0       0         0.375       7.625                      Castle Rock                CO      80104       PUD
0       0         0.375       7.625                      Virginia Beach             VA      23462       PUD
0       0         0.375       7.375                      Washington                 DC      20037       Condominium
0       0         0.375       7.75                       Covington                  GA      30016       2-4 Family
0       0         0.375       7.75                       Covington                  GA      30016       2-4 Family
0       0         0.375       7.5                        Tamarac                    FL      33321       PUD
0       0         0.375       8.125                      Forest Lake                MN      55025       Single Family
0       0         0.375       7.875                      Hugo                       MN      55038       PUD
0       0         0.375       7.625                      Tallahassee                FL      32309       PUD
0       0         0.375       8                          Vero Beach                 FL      32966       PUD
0       0         0.375       7.625                      Wesley Chapel              FL      33543       PUD
0       0         0.375       7.5                        Garland                    TX      75040       Single Family
0       0         0.375       8.125                      Chicago                    IL      60636       2-4 Family
0       0         0.375       8.125                      Albertville                MN      55301       PUD
0       0         0.375       7.625                      Cicero                     IL      60804       2-4 Family
0       0         0.375       7.875                      SANFORD                    FL      32771       PUD
0       0         0.375       8.125                      Portland                   OR      97206       Single Family
0       0         0.375       8                          Reseda                     CA      91335       Condominium
0       0         0.375       7.875                      Port Richey                FL      34668       Single Family
0       0         0.375       7.75                       Pleasantville              NJ      08232       Single Family
0       0         0.375       7.25                       HYATTSVILLE                MD      20785       Single Family
0       0         0.375       8.125                      Victorville                CA      92395       2-4 Family
0       0         0.375       8                          Mesa                       AZ      85203       2-4 Family
0       0         0.375       8                          Mesa                       AZ      85203       2-4 Family
0       0         0.375       8                          Mesa                       AZ      85203       2-4 Family
0       0         0.375       7.875                      RIO RANCHO                 NM      87124       PUD
0       0         0.375       7.75                       Baltimore                  MD      21230       Single Family
0       0         0.375       7.875                      Queen Creek                AZ      85242       PUD
0       0         0.375       8.125                      BALTIMORE                  MD      21225       Single Family
0       0         0.375       7.5                        MITCHELLVILLE              MD      20721       Condominium
0       0         0.375       8.125                      Denver                     CO      80229       Condominium
0       0         0.375       7.625                      SAN DIEGO                  CA      92128       PUD
0       0         0.375       7.5                        ANAHEIM                    CA      92804       Single Family
0       0         0.375       7.5                        Bakersfield                CA      93306       Single Family
0       0         0.375       7.875                      Punta Gorda                FL      33983       Single Family
0       0         0.375       7.375                      SNELLVILLE                 GA      30039       PUD
0       0         0.375       8                          Fort Pierce                FL      34983       Single Family
0       0         0.375       7.625                      Fayetteville               GA      30215       PUD
0       0         0.375       7.5                        La Quinta                  CA      92253       PUD
0       0         0.375       8                          YPSILANTI                  MI      48197       PUD
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       Condominium
0       0         0.375       8.125                      SCOTTSDALE                 AZ      85255       Single Family
0       0         0.375       7.375                      Kuna                       ID      83634       PUD
0       0         0.375       7.25                       Snellville                 GA      30039       PUD
0       0         0.375       8.25                       MORELAND                   GA      30259       Single Family
0       0         0.375       7.75                       Naperville                 IL      60563       Single Family
0       0         0.375       7.75                       Egg Harbor Township        NJ      08234       Single Family
0       0         0.375       8                          Milwaukee                  WI      53210       2-4 Family
0       0         0.375       8.125                      Apple Valley               MN      55124       Single Family
0       0         0.375       7.5                        SARASOTA                   FL      34243       Single Family
0       0         0.375       8.25                       Peyton                     CO      80831       PUD
0       0         0.375       8.125                      Minneapolis                MN      55410       Single Family
0       0         0.375       7.375                      PERRIS                     CA      92571       Single Family
0       0         0.375       7.75                       Mound                      MN      55364       Single Family
0       0         0.375       7.25                       Halethrope                 MD      21227       Single Family
0       0         0.375       7.875                      SAN CLEMENTE               CA      92673       Single Family
0       0         0.375       8.25                       N Saint Paul               MN      55109       2-4 Family
0       0         0.375       7.875                      COLLEGE PARK               MD      20740       Single Family
0       0         0.375       7.5                        Boynton                    FL      33437       PUD
0       0         0.375       7.5                        Las Vegas                  NV      89120       Condominium
0       0         0.375       7.75                       CLOVIS                     CA      93611       Single Family
0       0         0.375       8.25                       Santa Ana                  CA      92703       Condominium
0       0         0.375       7.875                      Manville Borough           NJ      08835       Single Family
0       0         0.375       8.125                      Decatur                    GA      30032       Single Family
0       0         0.375       7.25                       HEMET                      CA      92545       Single Family
0       0         0.375       8.25                       Queen Creek                AZ      85242       PUD
0       0         0.375       7.25                       CHANDLER                   AZ      85225       Single Family
0       0         0.375       7.25                       MARICOPA                   AZ      85239       PUD
0       0         0.375       7.5                        LOS ANGELES                CA      90044       Single Family
0       0         0.375       8.25                       Tucson                     AZ      85718       Single Family
0       0         0.375       7.5                        DAVENPORT                  FL      33837       Single Family
0       0         0.375       8.25                       PORT SAINT LUCIE           FL      34984       Single Family
0       0         0.375       7.375                      Phoenix                    AZ      85031       Single Family
0       0         0.375       7.875                      Detroit                    MI      48224       Single Family
0       0         0.375       8                          Loganville                 GA      30052       Single Family
0       0         0.375       8.25                       Port Saint Lucie           FL      34953       Single Family
0       0         0.375       7.625                      Miami                      FL      33127       2-4 Family
0       0         0.375       7.875                      Chesterfield               MI      48051       Single Family
0       0         0.375       7.875                      MABLETON                   GA      30126       Condominium
0       0         0.375       7.875                      Phoenix                    AZ      85008       Single Family
0       0         0.375       8.25                       Indianapolis               IN      46222       2-4 Family
0       0         0.375       7.875                      Las Vegas                  NV      89117       PUD
0       0         0.375       8.25                       EL MIRAGE                  AZ      85335       Single Family
0       0         0.375       7.625                      Lakewood                   CA      90712       Single Family
0       0         0.375       7.5                        Bakersfield                CA      93307       Single Family
0       0         0.375       7.625                      Bay City                   MI      48708       2-4 Family
0       0         0.375       7.25                       YORBA LINDA                CA      92886       PUD
0       0         0.375       7.75                       Fort Myers                 FL      33913       Condominium
0       0         0.375       7.875                      Decatur                    GA      30035       Single Family
0       0         0.375       7.375                      Phelan                     CA      92371       Single Family
0       0         0.375       7.625                      Seffner                    FL      33584       PUD
0       0         0.375       7.5                        Middleburg                 FL      32068       PUD
0       0         0.375       7.5                        REEDLEY                    CA      93654       Single Family
0       0         0.375       7.5                        PHOENIX                    AZ      85040       PUD
0       0         0.375       7.5                        Las Vegas                  NV      89148       PUD
0       0         0.375       7.375                      MODESTO                    CA      95351       Single Family
0       0         0.375       7.5                        Colorado Springs           CO      80906       Single Family
0       0         0.375       8                          Naples                     FL      34117       Single Family
0       0         0.375       8.125                      Milwaukee                  WI      53216       Single Family
0       0         0.375       8.25                       SPRING VALLEY              CA      91977       Single Family
0       0         0.375       7.375                      Claremont                  CA      91711       PUD
0       0         0.375       7.875                      Chicago                    IL      60609       2-4 Family
0       0         0.375       7.625                      Boston                     MA      02115       Condominium
0       0         0.375       7.25                       San Bernardino             CA      92407       Single Family
0       0         0.375       7.75                       DULUTH                     GA      30097       PUD
0       0         0.375       7.5                        Los Altos                  CA      94024       Single Family
0       0         0.375       7.25                       CHULA VISTA                CA      91914       Condominium
0       0         0.375       7.375                      PASADENA                   CA      91103       Condominium
0       0         0.375       7.75                       Pine Island                MN      55963       Single Family
0       0         0.375       8                          PLAINFIELD                 IL      60585       Single Family
0       0         0.375       7.5                        Santa Ana                  CA      92707       2-4 Family
0       0         0.375       7.5                        DECATUR                    GA      30034       Single Family
0       0         0.375       7.875                      Fridley                    MN      55432       Single Family
0       0         0.375       8.125                      Chicago                    IL      60617       2-4 Family
0       0         0.375       7.625                      Fairburn                   GA      30213       PUD
0       0         0.375       7.875                      Phoenix                    AZ      85018       Single Family
0       0         0.375       7.25                       Anaheim                    CA      92802       Single Family
0       0         0.375       7.25                       Santa Ana                  CA      92704       Condominium
0       0         0.375       7.75                       Elk River                  MN      55330       Single Family
0       0         0.375       7.25                       Walpole                    MA      02081       Condominium
0       0         0.375       7.25                       Davenport                  FL      33837       Single Family
0       0         0.375       8.25                       Gilbert                    AZ      85296       PUD
0       0         0.375       7.625                      Orem                       UT      84057       Condominium
0       0         0.375       7.875                      Bristow                    VA      20136       PUD
0       0         0.375       7.75                       Gilroy                     CA      95020       Single Family
0       0         0.375       7.75                       Chicago                    IL      60617       2-4 Family
0       0         0.375       7.25                       Montrose                   CO      81401       Single Family
0       0         0.375       7.625                      Milwaukee                  WI      53211       Single Family
0       0         0.375       8.25                       Oak Island                 NC      28465       Single Family
0       0         0.375       8.25                       WALTHAM                    MA      02451       Single Family
0       0         0.375       7.625                      Atlanta                    GA      30308       Condominium
0       0         0.375       8                          GLEN BURNIE                MD      21061       Condominium
0       0         0.375       7.5                        THORNTON                   CO      80233       PUD
0       0         0.375       8.25                       Hampton                    VA      23666       Single Family
0       0         0.375       8.125                      HAMPTON                    GA      30228       PUD
0       0         0.375       7.5                        RIVERDALE                  GA      30296       PUD
0       0         0.375       8.125                      LAWRENCEVILLE              GA      30044       Single Family
0       0         0.375       7.375                      NORCROSS                   GA      30093       Townhouse
0       0         0.375       7.25                       Austell                    GA      30168       PUD
0       0         0.375       7.25                       Locust Grove               GA      30248       PUD
0       0         0.375       8.25                       UNION CITY                 GA      30291       Single Family
0       0         0.375       8.125                      GRIFFIN                    GA      30224       PUD
0       0         0.375       7.625                      ROME                       GA      30165       Single Family
0       0         0.375       7.375                      Winter Garden              FL      34787       PUD
0       0         0.375       7.5                        Duluth                     GA      30097       Condominium
0       0         0.375       7.875                      Derby                      CT      06418       2-4 Family
0       0         0.375       7.25                       Norwalk                    CT      06850       Condominium
0       0         0.375       7.875                      Commerce City              CO      80022       Single Family
0       0         0.375       8                          Haymarket                  VA      20169       Single Family
0       0         0.375       8.25                       Fort Myers                 FL      33913       Condominium
0       0         0.375       7.5                        Hanahan                    SC      29406       Single Family
0       0         0.375       7.875                      Jacksonville               FL      32217       Condominium
0       0         0.375       7.25                       Frisco                     TX      75035       Single Family
0       0         0.375       7.625                      Seffner                    FL      33584       PUD
0       0         0.375       7.25                       louisville                 KY      40291       Single Family
0       0         0.375       7.625                      WOODBRIDGE                 VA      22191       Townhouse
0       0         0.375       8.25                       ALEXANDRIA                 VA      22301       PUD
0       0         0.375       8                          TROY                       VA      22974       PUD
0       0         0.375       8.125                      Brooklyn Park              MN      55445       Single Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       7.625                      COON RAPIDS                MN      55433       Single Family
0       0         0.375       7.25                       DUMFRIES                   VA      22026       PUD
0       0         0.375       7.25                       MANASSAS                   VA      20109       PUD
0       0         0.375       7.625                      Phoenix                    AZ      85037       PUD
0       0         0.375       8.125                      North Port                 FL      34287       Single Family
0       0         0.375       7.625                      Aurora                     CO      80016       PUD
0       0         0.375       8                          HAWTHORNE                  CA      90250       2-4 Family
0       0         0.375       8.25                       BOSTON                     MA      02126       2-4 Family
0       0         0.375       7.5                        TRABUCO CANYON             CA      92679       PUD
0       0         0.375       8.25                       ATLANTA                    GA      30311       Single Family
0       0         0.375       8.125                      AKRON                      OH      44131       Single Family
0       0         0.375       8.25                       Washington                 DC      20001       Condominium
0       0         0.375       7.75                       Fort Myers                 FL      33913       Condominium
0       0         0.375       8.25                       Port Saint Lucie           FL      34953       Single Family
0       0         0.375       7.625                      Palmdale                   CA      93552       Single Family
0       0         0.375       7.75                       Orlando                    FL      32822       Single Family
0       0         0.375       7.25                       Buckeye                    AZ      85326       PUD
0       0         0.375       8.125                      CLEVELAND                  OH      44105       2-4 Family
0       0         0.375       8                          Castle Rock                CO      80104       PUD
0       0         0.375       7.75                       COLLEGE PARK               GA      30349       Single Family
0       0         0.375       7.375                      Jacksonville               FL      32258       PUD
0       0         0.375       8.125                      LEBANON                    PA      17042       2-4 Family
0       0         0.375       8.125                      Minneapolis                MN      55417       2-4 Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       8.125                      Washington                 DC      20002       Single Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       7.75                       Honolulu                   HI      96821       Single Family
0       0         0.375       7.625                      Tacoma                     WA      98408       Single Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       8.25                       Lehigh Acres               FL      33971       2-4 Family
0       0         0.375       7.5                        Needles                    CA      92363       PUD
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       7.75                       Queen Creek                AZ      85242       PUD
0       0         0.375       7.625                      Plainville                 MA      02762       Single Family
0       0         0.375       8.25                       BALTIMORE                  MD      21207       Townhouse
0       0         0.375       7.25                       Maricopa                   AZ      85239       PUD
0       0         0.375       7.625                      N LAS VEGAS                NV      89030       Single Family
0       0         0.375       8.25                       ATLANTA                    GA      30310       Single Family
0       0         0.375       7.5                        DULUTH                     GA      30096       Single Family
0       0         0.375       7.875                      LILBURN                    GA      30047       Single Family
0       0         0.375       8.125                      BIRMINGHAM                 AL      35235       PUD
0       0         0.375       7.875                      MORROW                     GA      30260       Single Family
0       0         0.375       7.5                        GAINESVILLE                GA      30506       Single Family
0       0         0.375       8.125                      ATLANTA                    GA      30314       Single Family
0       0         0.375       7.625                      New Brunswick              NJ      08901       2-4 Family
0       0         0.375       7.25                       College Park               GA      30349       PUD
0       0         0.375       7.5                        SALT LAKE CITY             UT      84116       Single Family
0       0         0.375       7.875                      Chino Hills                CA      91709       Single Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       8.25                       North Hollywood            CA      91605       2-4 Family
0       0         0.375       8.25                       Locust Grove               GA      30248       Single Family
0       0         0.375       7.875                      Las Vegas                  NV      89118       Single Family
0       0         0.375       8.25                       JACKSONVILLE               FL      32209       Single Family
0       0         0.375       7.625                      DENVER                     CO      80204       Single Family
0       0         0.375       7.5                        Valley Center              CA      92082       PUD
0       0         0.375       8.125                      Palm Desert                CA      92211       Townhouse
0       0         0.375       8                          North Las Vegas            NV      89030       2-4 Family
0       0         0.375       7.25                       Maricopa                   AZ      85239       PUD
0       0         0.375       7.625                      Dallas                     TX      75209       Single Family
0       0         0.375       7.875                      Brick                      NJ      08723       Single Family
0       0         0.375       7.875                      Union City                 NJ      07087       Condominium
0       0         0.375       7.5                        BUCKEYE                    AZ      85326       PUD
0       0         0.375       7.375                      Providence                 RI      02908       2-4 Family
0       0         0.375       7.5                        INDIO                      CA      92203       Single Family
0       0         0.375       7.75                       Mount Ephraim              NJ      08059       Single Family
0       0         0.375       8.25                       WINCHESTER                 VA      22601       Single Family
0       0         0.375       8.25                       MINNEAPOLIS                MN      55406       Single Family
0       0         0.375       7.375                      SAN DIEGO                  CA      92127       Condominium
0       0         0.375       8.25                       MCDONOUGH                  GA      30253       PUD
0       0         0.375       7.375                      SAN DIEGO                  CA      92127       Condominium
0       0         0.375       7.875                      MANHATTAN BEACH            CA      90266       Single Family
0       0         0.375       8.125                      MCDONOUGH                  GA      30253       PUD
0       0         0.375       7.625                      COVINGTON                  GA      30016       PUD
0       0         0.375       7.375                      SAN DIEGO                  CA      92127       Condominium
0       0         0.375       7.75                       Fort Myers                 FL      33913       Condominium
0       0         0.375       8.25                       Hiram                      GA      30141       PUD
0       0         0.375       7.875                      Elizabeth                  NJ      07201       2-4 Family
0       0         0.375       8.25                       Detroit                    MI      48228       Single Family
0       0         0.375       7.5                        Pleasantville              NJ      08232       Single Family
0       0         0.375       7.375                      SAN DIEGO                  CA      92127       Condominium
0       0         0.375       8.25                       MURRIETA                   CA      92562       Single Family
0       0         0.375       8.125                      Stuart                     FL      34994       Single Family
0       0         0.375       8.125                      Jacksonville               FL      32257       PUD
0       0         0.375       8.125                      Garland                    TX      75040       Single Family
0       0         0.375       7.5                        Fort Washington            MD      20744       Single Family
0       0         0.375       7.5                        PHOENIX                    AZ      85339       PUD
0       0         0.375       7.25                       Lexington Park             MD      20653       Single Family
0       0         0.375       8.125                      JACKSONVILLE               FL      32216       Single Family
0       0         0.375       7.625                      Savannah                   GA      31401       2-4 Family
0       0         0.375       7.625                      QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       7.25                       PHOENIX                    AZ      85310       PUD
0       0         0.375       7.5                        APACHE JUNCTION            AZ      85220       Single Family
0       0         0.375       7.625                      Columbus                   OH      43204       2-4 Family
0       0         0.375       7.625                      Duluth                     GA      30097       PUD
0       0         0.375       8.125                      Kissimmee                  FL      34741       PUD
0       0         0.375       7.75                       HYATTSVILLE                MD      20785       Single Family
0       0         0.375       7.875                      ORLANDO                    FL      32835       Condominium
0       0         0.375       8                          EL MIRAGE                  AZ      85335       Single Family
0       0         0.375       7.875                      Charlotte                  NC      28227       Single Family
0       0         0.375       8.125                      Miami Beach                FL      33140       Condominium
0       0         0.375       8                          Miami Beach                FL      33140       Condominium
0       0         0.375       8.125                      Milwaukee                  WI      53208       2-4 Family
0       0         0.375       7.25                       SAHUARITA                  AZ      85629       PUD
0       0         0.375       7.875                      SARASOTA                   FL      34232       PUD
0       0         0.375       7.375                      Phoenix                    AZ      85048       PUD
0       0         0.375       7.5                        Marrero                    LA      70072       2-4 Family
0       0         0.375       8                          Zephyrhills                FL      33540       PUD
0       0         0.375       7.875                      Austin                     TX      78703       2-4 Family
0       0         0.375       7.625                      Lilly                      GA      31051       Single Family
0       0         0.375       7.75                       Buckeye                    AZ      85396       PUD
0       0         0.375       8.125                      Denton                     TX      76210       Single Family
0       0         0.375       8.125                      Lexington                  MA      02420       Single Family
0       0         0.375       7.625                      Phoenix                    AZ      85041       Single Family
0       0         0.375       7.625                      PHOENIX                    AZ      85013       Condominium
0       0         0.375       7.75                       Garner                     NC      27529       Single Family
0       0         0.375       8.125                      FRANKLIN                   OH      45005       Single Family
0       0         0.375       8.125                      Decatur                    GA      30034       PUD
0       0         0.375       8.125                      Key Largo                  FL      33037       Condominium
0       0         0.375       8.125                      AURORA                     CO      80015       Single Family
0       0         0.375       8.125                      Pembroke Pines             FL      33027       PUD
0       0         0.375       8.125                      HARTFORD                   CT      06120       2-4 Family
0       0         0.375       8.125                      HARTFORD                   CT      06112       2-4 Family
0       0         0.375       7.75                       Cypress                    TX      77429       PUD
0       0         0.375       7.75                       Cypress                    TX      77429       PUD
0       0         0.375       8                          Hyattsville                MD      20783       Single Family
0       0         0.375       7.25                       Ypsilanti                  MI      48197       PUD
0       0         0.375       7.625                      Hialeah                    FL      33015       PUD
0       0         0.375       8.125                      WOODHAVEN                  MI      48183       Condominium
0       0         0.375       7.5                        Elizabeth                  NJ      07202       2-4 Family
0       0         0.375       7.75                       Detroit                    MI      48224       Single Family
0       0         0.375       7.5                        Bolingbrook                IL      60440       Single Family
0       0         0.375       7.625                      ANTHEM                     AZ      85086       PUD
0       0         0.375       7.5                        BAKERSFIELD                CA      93311       Single Family
0       0         0.375       7.75                       WELLINGTON                 FL      33414       PUD
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.75                       KISSIMMEE                  FL      34747       Condominium
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.25                       Plainfield                 IL      60544       PUD
0       0         0.375       7.375                      Birmingham                 AL      35215       Single Family
0       0         0.375       8.25                       Hampton                    GA      30228       PUD
0       0         0.375       8.25                       MIAMI                      FL      33142       2-4 Family
0       0         0.375       7.875                      ORLANDO                    FL      32819       Condominium
0       0         0.375       7.375                      MARANA                     AZ      85653       Single Family
0       0         0.375       8.125                      Las Vegas                  NV      89110       Townhouse
0       0         0.375       8                          Miami Beach                FL      33140       Condominium
0       0         0.375       7.5                        PAYSON                     AZ      85541       Single Family
0       0         0.375       7.5                        PAYSON                     AZ      85541       Single Family
0       0         0.375       7.5                        Foreston                   MN      56330       Single Family
0       0         0.375       7.375                      Saint Paul                 MN      55101       2-4 Family
0       0         0.375       8                          Atlanta                    GA      30354       Single Family
0       0         0.375       7.25                       Columbus                   OH      43215       2-4 Family
0       0         0.375       8.25                       Chicago                    IL      60645       2-4 Family
0       0         0.375       8.125                      Evanston                   IL      60202       Single Family
0       0         0.375       8.25                       Las Vegas                  NV      89139       PUD
0       0         0.375       7.875                      Kissimmee                  FL      34759       PUD
0       0         0.375       7.875                      Las Vegas                  NV      89117       PUD
0       0         0.375       7.625                      Forest Lake                MN      55025       PUD
0       0         0.375       8.125                      Shawano                    WI      54166       Single Family
0       0         0.375       7.25                       Cumming                    GA      30040       PUD
0       0         0.375       8                          Ramsey                     MN      55303       Condominium
0       0         0.375       7.5                        Tavares                    FL      32778       PUD
0       0         0.375       7.5                        Tampa                      FL      33619       Condominium
0       0         0.375       7.375                      WOODHAVEN                  MI      48183       Condominium
0       0         0.375       7.75                       Camas                      WA      98607       PUD
0       0         0.375       7.25                       Orlando                    FL      32808       Single Family
0       0         0.375       7.625                      Apollo Beach               FL      33572       PUD
0       0         0.375       7.75                       Galloway                   OH      43119       Single Family
0       0         0.375       7.375                      GILBERT                    AZ      83296       PUD
0       0         0.375       7.25                       North Charleston           SC      29420       Single Family
0       0         0.375       7.75                       PURCELLVILLE               VA      20132       Single Family
0       0         0.375       7.375                      Fort Walton Beach          FL      32548       Condominium
0       0         0.375       7.75                       Cape Coral                 FL      33993       Single Family
0       0         0.375       8                          Lugoff                     SC      29078       Single Family
0       0         0.375       7.25                       Crownsville                MD      21032       Single Family
0       0         0.375       7.375                      Crowley                    TX      76036       Single Family
0       0         0.375       7.625                      Las Vegas                  NV      89122       PUD
0       0         0.375       8.25                       Chicago                    IL      60628       Single Family
0       0         0.375       8                          FRONT ROYAL                VA      22630       Single Family
0       0         0.375       7.5                        ALISO VIEJO                CA      92656       Condominium
0       0         0.375       7.75                       Saint Petersburg           FL      33712       Single Family
0       0         0.375       7.75                       BOISE                      ID      83713       PUD
0       0         0.375       7.5                        Atlanta                    GA      30318       Single Family
0       0         0.375       7.75                       Seffner                    FL      33584       PUD
0       0         0.375       7.375                      Birmingham                 AL      35222       Single Family
0       0         0.375       7.625                      Huntsville                 AL      35803       Single Family
0       0         0.375       7.75                       Charlotte                  NC      28214       Single Family
0       0         0.375       7.25                       SACRAMENTO                 CA      95825       Single Family
0       0         0.375       7.5                        TULARE                     CA      93274       2-4 Family
0       0         0.375       8.25                       MCKINNEY                   TX      75069       Townhouse
0       0         0.375       7.25                       SANTA ANA                  CA      92705       2-4 Family
0       0         0.375       7.25                       WAIANAE                    HI      96792       Single Family
0       0         0.375       7.375                      OGDEN                      UT      84403       2-4 Family
0       0         0.375       7.5                        APPLE VALLEY               CA      92308       Townhouse
0       0         0.375       7.5                        SACRAMENTO                 CA      95820       2-4 Family
0       0         0.375       8.25                       UPPER MARLBORO             MD      20774       PUD
0       0         0.375       7.875                      MESQUITE                   TX      75181       Single Family
0       0         0.375       8.25                       BOWIE                      MD      20721       Condominium
0       0         0.375       7.75                       KISSIMMEE                  FL      34747       Condominium
0       0         0.375       7.25                       SEFFNER                    FL      33584       Single Family
0       0         0.375       8.25                       Valrico                    FL      33594       PUD
0       0         0.375       8.25                       Valrico                    FL      33594       PUD
0       0         0.375       7.875                      Manassas                   VA      20110       Single Family
0       0         0.375       7.5                        Manassas                   VA      20110       PUD
0       0         0.375       7.75                       FALLS CHURCH               VA      22043       Condominium
0       0         0.375       7.875                      Prairie View               IL      60069       Single Family
0       0         0.375       8.25                       ATLANTA                    GA      30327       Condominium
0       0         0.375       8.25                       ATLANTA                    GA      30344       Single Family
0       0         0.375       8.25                       ATLANTA                    GA      30327       Condominium
0       0         0.375       7.375                      Tallahassee                FL      32301       PUD
0       0         0.375       8.125                      MEREDITH                   NH      03253       Single Family
0       0         0.375       7.5                        Minneapolis                MN      55412       Single Family
0       0         0.375       7.625                      Tallahassee                FL      32311       PUD
0       0         0.375       7.75                       Atlanta                    GA      30310       Single Family
0       0         0.375       7.25                       Zion                       IL      60099       Single Family
0       0         0.375       7.875                      Brooklyn Center            MN      55429       Single Family
0       0         0.375       8.125                      Miami                      FL      33131       Condominium
0       0         0.375       7.5                        Marietta                   GA      30008       PUD
0       0         0.375       7.875                      Naperville                 IL      60540       PUD
0       0         0.375       7.375                      Forest Park                GA      30297       Single Family
0       0         0.375       7.25                       Robbinsdale                MN      55422       2-4 Family
0       0         0.375       7.25                       Fort Pierce                FL      34981       2-4 Family
0       0         0.375       7.375                      Litchfield Park            AZ      85340       Single Family
0       0         0.375       8.125                      West Jordan                UT      84084       Single Family
0       0         0.375       8.125                      Saint Paul                 MN      55104       Single Family
0       0         0.375       8                          JACKSONVILLE               FL      32256       Condominium
0       0         0.375       8                          KISSIMMEE                  FL      34746       PUD
0       0         0.375       7.875                      Minneapolis                MN      55410       Single Family
0       0         0.375       7.25                       Lawrenceville              GA      30043       PUD
0       0         0.375       8.125                      Minneapolis                MN      55407       2-4 Family
0       0         0.375       7.25                       Jacksonville               FL      32209       Single Family
0       0         0.375       7.875                      Crest Hill                 IL      60435       Condominium
0       0         0.375       8.25                       Detroit                    MI      48228       Single Family
0       0         0.375       7.625                      Minneapolis                MN      55411       2-4 Family
0       0         0.375       7.75                       North Miami Beach          FL      33162       Single Family
0       0         0.375       7.625                      Miami                      FL      33161       Single Family
0       0         0.375       8.25                       Phoenix                    AZ      85041       PUD
0       0         0.375       7.25                       WOODBRIDGE                 VA      22193       PUD
0       0         0.375       8.5                        Somerville                 MA      02143       2-4 Family
0       0         0.375       7.375                      SURPRISE                   AZ      85379       PUD
0       0         0.375       7.875                      MISSOURI CITY              TX      77489       PUD
0       0         0.375       7.875                      MISSOURI CITY              TX      77489       PUD
0       0         0.375       7.25                       GARDEN GROVE               CA      92843       Single Family
0       0         0.375       7.5                        Downey                     CA      90241       Single Family
0       0         0.375       7.5                        Lehigh Acres               FL      33971       2-4 Family
0       0         0.375       8.25                       EL CAJON                   CA      92019       Single Family
0       0         0.375       7.875                      BRIDGETOWN                 OH      45211       2-4 Family
0       0         0.375       7.625                      PHILADELPHIA               PA      19139       Single Family
0       0         0.375       8.25                       New Britain                CT      06053       2-4 Family
0       0         0.375       8.125                      Andover                    MN      55304       Single Family
0       0         0.375       7.75                       Hastings                   MN      55033       Single Family
0       0         0.375       8                          RIVERDALE                  GA      30296       PUD
0       0         0.375       8.25                       Covington                  GA      30014       Single Family
0       0         0.375       8                          COLLEGE PARK               GA      30349       Single Family
0       0         0.375       7.5                        HAMPTON                    GA      30228       PUD
0       0         0.375       8.125                      MCDONOUGH                  GA      30252       Single Family
0       0         0.375       7.875                      MONROE                     GA      30656       Single Family
0       0         0.375       7.375                      STOCKBRIDGE                GA      30281       Single Family
0       0         0.375       7.5                        McDonough                  GA      30253       Single Family
0       0         0.375       7.25                       DALLAS                     GA      30132       PUD
0       0         0.375       7.75                       OLNEY                      MD      20832       PUD
0       0         0.375       8                          Bergenfield                NJ      07621       Single Family
0       0         0.375       7.25                       BUCKEYE                    AZ      85326       PUD
0       0         0.375       7.75                       Hacienda Heights           CA      91745       Single Family
0       0         0.375       8.125                      Lutz                       FL      33558       Condominium
0       0         0.375       7.75                       Boynton Beach              FL      33435       Condominium
0       0         0.375       7.75                       SAINT LOUIS                MO      63115       Single Family
0       0         0.375       8.25                       CAVE CREEK                 AZ      85331       Single Family
0       0         0.375       7.625                      NORTH OCEAN CITY           MD      21842       Condominium
0       0         0.375       7.5                        CHANDLER                   AZ      85225       PUD
0       0         0.375       8                          Charlotte                  NC      28227       Single Family
0       0         0.375       7.875                      Indian Head                MD      20640       Single Family
0       0         0.375       7.625                      RALEIGH                    NC      27607       2-4 Family
0       0         0.375       8.125                      PHOENIX                    AZ      85008       Single Family
0       0         0.375       7.5                        AURORA                     CO      80014       Single Family
0       0         0.375       7.25                       CHANDLER                   AZ      85249       PUD
0       0         0.375       7.75                       FORT WORTH                 TX      76112       Single Family
0       0         0.375       7.625                      Winchester                 VA      22603       Single Family
0       0         0.375       7.375                      DUNDEE                     FL      33838       PUD
0       0         0.375       7.75                       Prescott Valley            AZ      86314       2-4 Family
0       0         0.375       7.75                       Dickinson                  TX      77539       Single Family
0       0         0.375       7.75                       Dickinson                  TX      77539       Single Family
0       0         0.375       8                          ORLANDO                    FL      32835       Condominium
0       0         0.375       7.5                        Atlanta                    GA      30314       Single Family
0       0         0.375       7.75                       Sayreville                 NJ      08872       PUD
0       0         0.375       8.25                       Lagrange                   GA      30240       Single Family
0       0         0.375       7.75                       Jacksonville               FL      32207       Single Family
0       0         0.375       8.25                       Fort Myers                 FL      33913       Single Family
0       0         0.375       7.625                      Hampton                    GA      30228       PUD
0       0         0.375       8.125                      MCDONOUGH                  GA      30252       Single Family
0       0         0.375       8.125                      MCDONOUGH                  GA      30252       Single Family
0       0         0.375       8.125                      UNION CITY                 GA      30291       Single Family
0       0         0.375       7.25                       DULUTH                     GA      30096       PUD
0       0         0.375       8                          DACULA                     GA      30019       PUD
0       0         0.375       8.25                       LOAN TREE                  CO      80124       Single Family
0       0         0.375       8.25                       Jacksonville               FL      32258       PUD
0       0         0.375       8.125                      Snellville                 GA      30039       PUD
0       0         0.375       7.625                      COLLEGE PARK               GA      30349       PUD
0       0         0.375       8.125                      DALTON                     GA      30720       Single Family
0       0         0.375       8.25                       HAMPTON                    GA      30228       PUD
0       0         0.375       8                          HAMPTON                    GA      30228       PUD
0       0         0.375       8.25                       GLENDALE                   AZ      85303       Single Family
0       0         0.375       7.875                      EULESS                     TX      76040       Single Family
0       0         0.375       8.25                       Las Vegas                  NV      89131       Single Family
0       0         0.375       7.75                       Hartford                   WI      53027       2-4 Family
0       0         0.375       8.25                       Detroit                    MI      48228       Single Family
0       0         0.375       7.25                       CHANDLER                   AZ      85224       Single Family
0       0         0.375       7.25                       Kennesaw                   GA      30144       Single Family
0       0         0.375       7.75                       Savannah                   GA      31410       Single Family
0       0         0.375       7.5                        Jacksonville               FL      32211       Single Family
0       0         0.375       7.75                       Deltona                    FL      32738       Single Family
0       0         0.375       8                          Las Vegas                  NV      89101       2-4 Family
0       0         0.375       7.375                      Land O Lakes               FL      34639       Single Family
0       0         0.375       7.5                        Farmington                 NM      87401       Single Family
0       0         0.375       7.625                      PHOENIX                    AZ      85033       Single Family
0       0         0.375       8.25                       Punta Gorda                FL      33983       Single Family
0       0         0.375       7.875                      Gaithersburg               MD      20886       PUD
0       0         0.375       7.5                        Killeen                    TX      76549       2-4 Family
0       0         0.375       7.875                      W SPRINGFIELD              MA      01089       2-4 Family
0       0         0.375       8                          MILTON                     FL      32583       Single Family
0       0         0.375       7.875                      MIRAMAR                    FL      33025       Condominium
0       0         0.375       7.75                       Petersburg                 VA      23803       Single Family
0       0         0.375       8.25                       Phoenix                    AZ      85016       Single Family
0       0         0.375       7.875                      Myrtle Beach               SC      29579       PUD
0       0         0.375       8.25                       Las Vegas                  NV      89143       PUD
0       0         0.375       8.25                       Stone Mountain             GA      30083       Single Family
0       0         0.375       8.25                       Kingman                    AZ      86401       Single Family
0       0         0.375       8.25                       Capitol Heights            MD      20743       PUD
0       0         0.375       7.5                        Manassas                   VA      20110       PUD
0       0         0.375       7.625                      CROWLEY                    TX      76036       PUD
0       0         0.375       8.125                      Atlanta                    GA      30310       Single Family
0       0         0.375       7.625                      Saint Louis                MO      63115       2-4 Family
0       0         0.375       7.5                        PEMBROKE PINES             FL      33027       PUD
0       0         0.375       7.5                        GRIFFIN                    GA      30223       PUD
0       0         0.375       8                          Gwynn Oak                  MD      21207       Single Family
0       0         0.375       7.875                      Pfafftown                  NC      27040       PUD
0       0         0.375       7.375                      Beaufort                   SC      29906       Single Family
0       0         0.375       7.875                      Middle Village             NY      11379       2-4 Family
0       0         0.375       8.25                       FRESNO                     CA      93701       2-4 Family
0       0         0.375       7.5                        RIO RANCHO                 NM      87124       Single Family
0       0         0.375       8.25                       RICHMOND                   VA      23231       Single Family
0       0         0.375       7.875                      Fort Pierce                FL      34982       Condominium
0       0         0.375       7.375                      BARSTOW                    CA      92311       Single Family
0       0         0.375       8.25                       DETROIT                    MI      48228       Single Family
0       0         0.375       8.25                       Austell                    GA      30168       Single Family
0       0         0.375       7.75                       HOUSTON                    TX      77082       PUD
0       0         0.375       7.625                      Tucson                     AZ      85705       Single Family
0       0         0.375       8.25                       Plainfield                 NJ      07060       2-4 Family
0       0         0.375       8.25                       Minneapolis                MN      55406       2-4 Family
0       0         0.375       8.125                      Orlando                    FL      32835       Condominium
0       0         0.375       7.375                      FT WASHINGTON              MD      20744       Single Family
0       0         0.375       7.875                      Greeley                    CO      80631       Single Family
0       0         0.375       8                          SAHUARITA                  AZ      85629       PUD
0       0         0.375       8.25                       Temecula                   CA      92592       Single Family
0       0         0.375       8.125                      Buckeye                    AZ      85396       PUD
0       0         0.375       7.875                      Hialeah                    FL      33015       Condominium
0       0         0.375       8.25                       PORTLAND                   OR      97266       Single Family
0       0         0.375       7.5                        LOUISVILLE                 KY      40291       Single Family
0       0         0.375       7.375                      Scottsdale                 AZ      85251       Single Family
0       0         0.375       7.625                      ORLANDO                    FL      32811       Single Family
0       0         0.375       8.25                       Lithonia                   GA      30058       Single Family
0       0         0.375       7.375                      SEATTLE                    WA      98177       Single Family
0       0         0.375       7.625                      Frederick                  MD      21702       Single Family
0       0         0.375       8.25                       Paola                      KS      66071       Single Family
0       0         0.375       7.75                       Gaithersburg               MD      20877       PUD
0       0         0.375       7.75                       West Palm Bch              FL      33407       PUD
0       0         0.375       7.625                      Henderson                  NV      89105       PUD
0       0         0.375       7.625                      Leesburg                   VA      20176       Condominium
0       0         0.375       7.625                      Columbus                   OH      43232       Single Family
0       0         0.375       7.25                       South Jordan               UT      84095       Single Family
0       0         0.375       7.625                      Columbus                   OH      43204       Single Family
0       0         0.375       7.25                       Rio Vista                  CA      94571       Single Family
0       0         0.375       8                          Woodstock                  MD      21163       Townhouse
0       0         0.375       8.125                      HANOVER                    PA      17331       PUD
0       0         0.375       7.625                      Broomfield                 CO      80021       Single Family
0       0         0.375       8.25                       Denver                     CO      80203       Condominium
0       0         0.375       7.5                        Leander                    TX      78641       PUD
0       0         0.375       8.125                      North Charleston           SC      29405       Single Family
0       0         0.375       8.125                      Humble                     TX      77346       PUD
0       0         0.375       7.875                      Saint Louis                MO      63111       Single Family
0       0         0.375       8.125                      FAIRBURN                   GA      30213       Single Family
0       0         0.375       8.125                      GRIFFIN                    GA      30224       PUD
0       0         0.375       7.75                       JONESBORO                  GA      30236       PUD
0       0         0.375       7.25                       LAKELAND                   FL      33810       PUD
0       0         0.375       7.875                      RALEIGH                    NC      27610       PUD
0       0         0.375       8.125                      Wadmalaw Island            SC      29487       Single Family
0       0         0.375       8.125                      Gainesville                GA      30507       Single Family
0       0         0.375       7.875                      Douglasville               GA      30135       PUD
0       0         0.375       7.25                       Denton                     TX      76210       PUD
0       0         0.375       8                          Lugoff                     SC      29078       Single Family
0       0         0.375       8                          ANTHEM                     AZ      85086       PUD
0       0         0.375       7.375                      KANSAS CITY                MO      64118       PUD
0       0         0.375       8.125                      SNELLVILLE                 GA      30039       Single Family
0       0         0.375       7.625                      CANTON                     GA      30114       PUD
0       0         0.375       7.625                      Oswego                     IL      60543       PUD
0       0         0.375       7.25                       MCDONOUGH                  GA      30253       PUD
0       0         0.375       7.875                      Covington                  LA      70433       Single Family
0       0         0.375       8.25                       Joliet                     IL      60433       2-4 Family
0       0         0.375       8                          Newark                     NJ      07103       2-4 Family
0       0         0.375       7.5                        Rochester                  MN      55904       Single Family
0       0         0.375       8.25                       RALEIGH                    NC      27613       Single Family
0       0         0.375       8.25                       HAMILTON TOWNSHIP          NJ      08330       Condominium
0       0         0.375       8.25                       Fayetteville               NC      28306       Single Family
0       0         0.375       7.625                      FT WASHINGTON              MD      20744       Single Family
0       0         0.375       8.25                       Boston                     MA      02122       2-4 Family
0       0         0.375       7.75                       Silver Spring              MD      20906       Single Family
0       0         0.375       7.5                        Bakersfield                CA      93304       Single Family
0       0         0.375       7.625                      San Diego                  CA      92102       Single Family
0       0         0.375       7.375                      THORNTON                   CO      80229       Single Family
0       0         0.375       8.125                      Edmond                     OK      73003       PUD
0       0         0.375       7.875                      Port Washington            NY      11050       Single Family
0       0         0.375       8.25                       Springdale                 PA      15144       2-4 Family
0       0         0.375       7.625                      Waldorf                    MD      20601       PUD
0       0         0.375       7.5                        Sterling                   VA      20164       PUD
0       0         0.375       8.25                       DALLAS                     TX      75206       PUD
0       0         0.375       7.375                      ALAMO                      CA      94507       Single Family
0       0         0.375       7.625                      New Brunswick              NJ      08901       Single Family
0       0         0.375       7.25                       Santee                     CA      92071       Condominium
0       0         0.375       7.375                      AVONDALE                   AZ      85323       PUD
0       0         0.375       7.5                        Manassas                   VA      20110       PUD
0       0         0.375       7.75                       HOMESTEAD                  FL      33032       Condominium
0       0         0.375       7.625                      Sterling                   VA      20164       Townhouse
0       0         0.375       7.5                        AUSTIN                     TX      78731       Single Family
0       0         0.375       7.75                       Phoenix                    AZ      85086       Single Family
0       0         0.375       7.5                        WESTMINSTER                CA      92683       Single Family
0       0         0.375       7.5                        ROCKVILLE                  MD      20853       Single Family
0       0         0.375       7.875                      Leesburg                   VA      20175       PUD
0       0         0.375       7.5                        Novi                       MI      48377       Condominium
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       Condominium
0       0         0.375       8                          ROSWELL                    GA      30076       PUD
0       0         0.375       7.875                      Laveen                     AZ      85339       PUD
0       0         0.375       7.25                       Surprise                   AZ      85379       PUD
0       0         0.375       8.125                      Houston                    TX      77008       Single Family
0       0         0.375       8.25                       Davenport                  FL      33896       Townhouse
0       0         0.375       8                          QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       7.625                      ORLANDO                    FL      32833       Single Family
0       0         0.375       7.25                       Vidalia                    GA      30474       Single Family
0       0         0.375       7.25                       FONTANA                    CA      92336       PUD
0       0         0.375       7.625                      Herndon                    VA      20170       PUD
0       0         0.375       8.25                       UPPER MARLBORO             MD      20774       PUD
0       0         0.375       8                          HOUSTON                    TX      77040       PUD
0       0         0.375       7.5                        Wylie                      TX      75098       Single Family
0       0         0.375       7.875                      ANNANDALE                  VA      22003       Single Family
0       0         0.375       8                          Tucson                     AZ      85701       Single Family
0       0         0.375       8.25                       Miami Beach                FL      33154       Condominium
0       0         0.375       8.25                       Panama City                FL      32407       Townhouse
0       0         0.375       7.25                       Surprise                   AZ      85379       PUD
0       0         0.375       8.25                       RIVERVIEW                  FL      33569       PUD
0       0         0.375       7.625                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8                          Worcester                  MA      01610       2-4 Family
0       0         0.375       7.75                       SPRING                     TX      77373       PUD
0       0         0.375       7.875                      Athens                     IL      62613       Single Family
0       0         0.375       8.25                       Cleveland                  OH      44127       Single Family
0       0         0.375       7.75                       LAS VEGAS                  NV      89110       Single Family
0       0         0.375       7.5                        Linden                     NJ      07036       Single Family
0       0         0.375       7.875                      DUMFRIES                   VA      22026       PUD
0       0         0.375       7.375                      JEFFERSONVILLE             IN      47130       Single Family
0       0         0.375       7.75                       Berkeley                   CA      94702       2-4 Family
0       0         0.375       8.25                       Mesa                       AZ      85209       PUD
0       0         0.375       7.5                        Kemah                      TX      77565       PUD
0       0         0.375       7.5                        Casa Grande                AZ      85222       Single Family
0       0         0.375       7.75                       Phoenix                    AZ      85050       PUD
0       0         0.375       7.75                       CANOGA PARK Area           CA      91303       Single Family
0       0         0.375       7.375                      Bakersfield                CA      93304       Single Family
0       0         0.375       8.125                      Paterson                   NJ      07513       2-4 Family
0       0         0.375       7.75                       Paterson                   NJ      07514       2-4 Family
0       0         0.375       7.5                        waynesville                OH      45068       Single Family
0       0         0.375       8.25                       Franconia                  VA      22310       Single Family
0       0         0.375       8.125                      HOLLYWOOD                  FL      33023       Single Family
0       0         0.375       7.75                       ONTARIO                    CA      91764       Single Family
0       0         0.375       8.125                      Santa Rosa Beach           FL      32459       Condominium
0       0         0.375       7.75                       Apple Valley               CA      92307       Single Family
0       0         0.375       8.125                      Raleigh                    NC      27610       2-4 Family
0       0         0.375       8.125                      Northport                  NY      11768       Single Family
0       0         0.375       8.25                       Minneapolis                MN      55411       Single Family
0       0         0.375       8.125                      Groveland                  MA      01834       Single Family
0       0         0.375       8                          Fort Worth                 TX      76133       2-4 Family
0       0         0.375       7.25                       Green Cove Springs         FL      32043       PUD
0       0         0.375       7.625                      Tremonton                  UT      84337       Single Family
0       0         0.375       8.25                       Azle                       TX      76020       PUD
0       0         0.375       7.75                       Burlington                 CO      80807       Single Family
0       0         0.375       8                          Lithonia                   GA      30058       Single Family
0       0         0.375       8.25                       Milwaukee                  WI      53208       Single Family
0       0         0.375       7.375                      Antioch                    TN      37013       PUD
0       0         0.375       7.25                       Mckinney                   TX      75070       PUD
0       0         0.375       7.5                        Opa Locka                  FL      33056       Single Family
0       0         0.375       8.375                      Dorchester                 MA      02125       2-4 Family
0       0         0.375       8                          Benbrook                   TX      76126       2-4 Family
0       0         0.375       7.5                        Powder Springs             GA      30127       Single Family
0       0         0.375       8.125                      Santa Clarita              CA      91321       Condominium
0       0         0.375       7.625                      COOLIDGE                   AZ      85228       PUD
0       0         0.375       7.875                      LATHROP                    CA      95330       Single Family
0       0         0.375       7.75                       Ballwin                    MO      63011       Single Family
0       0         0.375       7.875                      Manassas                   VA      20110       PUD
0       0         0.375       7.25                       Laveen                     AZ      85339       PUD
0       0         0.375       7.5                        Lansing                    IL      60438       Single Family
0       0         0.375       7.75                       Tolleson                   AZ      85353       PUD
0       0         0.375       8                          Norfolk                    VA      23513       PUD
0       0         0.375       7.875                      Austin                     TX      78748       Single Family
0       0         0.375       7.625                      ENFIELD                    CT      06082       Condominium
0       0         0.375       8.125                      Orlando                    FL      32835       Single Family
0       0         0.375       7.5                        PALM COAST                 FL      32137       Single Family
0       0         0.375       7.75                       Queen Creek                AZ      85243       PUD
0       0         0.375       7.375                      Pembroke Pines             FL      33024       Single Family
0       0         0.375       7.75                       SALT LAKE CITY             UT      84118       Single Family
0       0         0.375       7.875                      Bristow                    VA      20136       Single Family
0       0         0.375       7.5                        Woodbridge                 VA      22191       Townhouse
0       0         0.375       7.5                        Deltona                    FL      32725       Condominium
0       0         0.375       7.75                       Snellville                 GA      30039       PUD
0       0         0.375       7.375                      ELK GROVE                  CA      95758       Condominium
0       0         0.375       7.75                       Brighton                   CO      80602       PUD
0       0         0.375       8                          SCOTTSDALE                 AZ      85251       Single Family
0       0         0.375       8.125                      TEMPE                      AZ      85282       2-4 Family
0       0         0.375       7.375                      FALLS CHURCH               VA      22042       Single Family
0       0         0.375       7.75                       BRIGHTON                   CO      80603       PUD
0       0         0.375       7.875                      Phoenix                    AZ      85051       Condominium
0       0         0.375       7.99                       Queen Creek                AZ      85242       Single Family
0       0         0.375       8                          Woodridge                  IL      60517       Condominium
0       0         0.375       7.5                        LOS ANGELES                CA      90003       2-4 Family
0       0         0.375       8.125                      PHILADELPHIA               PA      19121       2-4 Family
0       0         0.375       7.625                      LOS ANGELES                CA      90044       2-4 Family
0       0         0.375       7.375                      Modesto                    CA      95351       Single Family
0       0         0.375       7.875                      Homestead                  FL      33033       Condominium
0       0         0.375       7.625                      Chandler                   AZ      85248       PUD
0       0         0.375       7.625                      San Diego                  CA      92127       PUD
0       0         0.375       7.75                       Scottsdale                 AZ      85258       Condominium
0       0         0.375       7.75                       Detroit                    MI      48224       Single Family
0       0         0.375       7.875                      Victorville                CA      92395       Single Family
0       0         0.375       7.75                       Detroit                    MI      48224       Single Family
0       0         0.375       7.5                        Homestead                  FL      33032       PUD
0       0         0.375       7.875                      Fort Pierce                FL      34982       PUD
0       0         0.375       8.125                      Detroit                    MI      48224       Single Family
0       0         0.375       7.375                      Little Elm                 TX      75068       PUD
0       0         0.375       7.75                       Sebastian                  FL      32958       Single Family
0       0         0.375       8.125                      Virginia Beach             VA      23456       Condominium
0       0         0.375       7.25                       North Port                 FL      34288       Single Family
0       0         0.375       7.5                        Baltimore                  MD      21215       2-4 Family
0       0         0.375       8.25                       Ocean City                 NJ      08226       2-4 Family
0       0         0.375       7.875                      Springfield                VA      22153       PUD
0       0         0.375       7.75                       North Miami Beach          FL      33179       Condominium
0       0         0.375       7.5                        Ocala                      FL      34472       Single Family
0       0         0.375       7.5                        WASHINGTON                 DC      20002       Townhouse
0       0         0.375       7.75                       Waldorf                    MD      20601       PUD
0       0         0.375       7.375                      Queen Creek                AZ      85242       PUD
0       0         0.375       7.5                        Paterson                   NJ      07514       Single Family
0       0         0.375       7.75                       Baton Rouge                LA      70815       2-4 Family
0       0         0.375       8.25                       Rio Rancho                 NM      87124       Single Family
0       0         0.375       8.25                       DESERT HOT SPRINGS         CA      92240       Single Family
0       0         0.375       7.5                        North Bergen               NJ      07047       2-4 Family
0       0         0.375       7.875                      Hallandale                 FL      33009       Condominium
0       0         0.375       7.75                       West Palm Beach            FL      33405       Single Family
0       0         0.375       7.75                       Dania Beach                FL      33312       Condominium
0       0         0.375       7.375                      Little Elm                 TX      75068       PUD
0       0         0.375       8.25                       Edina                      MN      55435       Single Family
0       0         0.375       8.125                      Toney                      AL      35773       Single Family
0       0         0.375       7.625                      Tomball                    TX      77375       PUD
0       0         0.375       8                          ORLANDO                    FL      32835       Condominium
0       0         0.375       7.875                      DOUGLASVILLE               GA      30134       PUD
0       0         0.375       7.5                        HOWELL                     MI      48843       Condominium
0       0         0.375       7.75                       SAHURITA                   AZ      85629       Single Family
0       0         0.375       7.875                      Scottsdale                 AZ      85262       Single Family
0       0         0.375       7.5                        Chicago                    IL      60647       Condominium
0       0         0.375       7.5                        COVINGTON                  GA      30014       Single Family
0       0         0.375       8                          CHICAGO                    IL      60619       Single Family
0       0         0.375       7.75                       COLLEGE PARK               MD      20740       Single Family
0       0         0.375       7.375                      Newark                     NJ      07107       Single Family
0       0         0.375       8.25                       UPPER MARLBORO             MD      20774       Single Family
0       0         0.375       8.25                       Littleton                  CO      80126       PUD
0       0         0.375       7.5                        Tallahassee                FL      32305       Single Family
0       0         0.375       7.5                        Tallahassee                FL      32305       Single Family
0       0         0.375       7.75                       Cape Coral                 FL      33991       Single Family
0       0         0.375       8.25                       Philadelphia               PA      19107       Condominium
0       0         0.375       7.5                        North Las Vegas            NV      89032       PUD
0       0         0.375       7.875                      Phoenix                    AZ      85018       Single Family
0       0         0.375       8                          SANFORD                    FL      32771       PUD
0       0         0.375       8.125                      Buckeye                    AZ      85326       PUD
0       0         0.375       8                          Acworth                    GA      30101       Single Family
0       0         0.375       7.75                       Clearfield                 UT      84015       Single Family
0       0         0.375       7.875                      Los Angeles                CA      90044       2-4 Family
0       0         0.375       8                          Smyrna                     GA      30082       Townhouse
0       0         0.375       8                          Crown Point                IN      46307       Single Family
0       0         0.375       7.5                        North Las Vegas            NV      89081       PUD
0       0         0.375       7.875                      Decatur                    GA      30035       Single Family
0       0         0.375       8.125                      Lake Worth                 TX      76135       Single Family
0       0         0.375       8                          Raleigh                    NC      27606       Condominium
0       0         0.375       7.625                      HOLMES BEACH               FL      34217       Condominium
0       0         0.375       8.125                      Springfield                MO      65804       Single Family
0       0         0.375       7.875                      Columbus                   OH      43231       Single Family
0       0         0.375       8                          West Palm Beach            FL      33415       Single Family
0       0         0.375       8                          Peoria                     AZ      85345       PUD
0       0         0.375       8.125                      Ocala                      FL      34480       Single Family
0       0         0.375       7.5                        Passaic                    NJ      07055       2-4 Family
0       0         0.375       7.25                       HOLLY                      MI      48442       Single Family
0       0         0.375       7.875                      BRENTWOOD                  CA      94513       PUD
0       0         0.375       7.25                       ROSEVILLE                  CA      95747       PUD
0       0         0.375       7.625                      NORTH RIDGEVILLE           OH      44039       PUD
0       0         0.375       7.625                      Orlando                    FL      32811       Condominium
0       0         0.375       8.25                       INDIANAPOLIS               IN      46227       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85014       Single Family
0       0         0.375       7.375                      Santa Rosa                 CA      95409       Single Family
0       0         0.375       8                          Gulfport                   MS      39501       Single Family
0       0         0.375       7.625                      LAKE FOREST                CA      92630       2-4 Family
0       0         0.375       8.25                       Homestead                  FL      33032       Condominium
0       0         0.375       7.75                       PFLUGERVILLE               TX      78660       Single Family
0       0         0.375       7.875                      ALDIE                      VA      20105       PUD
0       0         0.375       7.75                       NORTH VENICE               FL      34275       PUD
0       0         0.375       7.625                      EWA BEACH                  HI      96706       PUD
0       0         0.375       8.125                      New Port Richey            FL      34653       Single Family
0       0         0.375       8.125                      Saint Augustine            FL      32092       PUD
0       0         0.375       7.25                       Celina                     TX      75009       Single Family
0       0         0.375       8.125                      Miami Beach                FL      33140       Condominium
0       0         0.375       8.25                       ADELANTO                   CA      92301       Single Family
0       0         0.375       8.25                       Miami Beach                FL      33139       Condominium
0       0         0.375       7.875                      Falls Church               VA      22042       Single Family
0       0         0.375       8.25                       KATY                       TX      77449       PUD
0       0         0.375       8.25                       AURORA                     CO      80016       Single Family
0       0         0.375       7.625                      Ashburn                    VA      20148       Single Family
0       0         0.375       7.375                      COOLIDGE                   AZ      85228       PUD
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.5                        Lake Orion                 MI      48362       Condominium
0       0         0.375       7.625                      Queen Creek                AZ      85243       PUD
0       0         0.375       8.25                       Gaithersburg               MD      20877       Condominium
0       0         0.375       7.875                      PLANO                      TX      75025       Manufactured Home
0       0         0.375       8.5                        AUBURN TOWNSHIP            OH      44023       Single Family
0       0         0.375       7.25                       Saint Louis                MO      63116       2-4 Family
0       0         0.375       7.875                      DANVERS                    MA      01923       Single Family
0       0         0.375       7.75                       ARNOLD                     MD      21012       Single Family
0       0         0.375       7.875                      Gloucester                 VA      23061       Single Family
0       0         0.375       7.5                        Hollywood                  FL      33020       Single Family
0       0         0.375       7.875                      Lehigh Acres               FL      33971       2-4 Family
0       0         0.375       8.125                      Fredericksburg             VA      22408       PUD
0       0         0.375       8.125                      Aldie                      VA      20105       PUD
0       0         0.375       8.125                      Queen Creek                AZ      85242       PUD
0       0         0.375       8.25                       Ocoee                      FL      34761       Condominium
0       0         0.375       8                          Tucson                     AZ      85713       2-4 Family
0       0         0.375       7.875                      Sykesville                 MD      21784       PUD
0       0         0.375       7.5                        Milton                     FL      32583       Single Family
0       0         0.375       7.25                       LINCOLN                    CA      95648       Single Family
0       0         0.375       7.5                        GLENDALE                   AZ      85310       PUD
0       0         0.375       7.25                       Corona                     CA      92883       PUD
0       0         0.375       7.875                      Tyler                      TX      75709       2-4 Family
0       0         0.375       7.875                      ALBUQUERQUE                NM      87114       PUD
0       0         0.375       7.875                      La Mirada                  CA      90638       Single Family
0       0         0.375       7.875                      Frederick                  MD      21703       Condominium
0       0         0.375       7.25                       ALBUQUERQUE                NM      87114       PUD
0       0         0.375       7.5                        KISSIMMEE                  FL      34747       Condominium
0       0         0.375       7.625                      MARICOPA                   AZ      85239       PUD
0       0         0.375       8.125                      Willowick                  OH      44095       Single Family
0       0         0.375       7.5                        LAWRENCE                   MA      01843       2-4 Family
0       0         0.375       7.375                      SWANTON                    MD      21561       Single Family
0       0         0.375       7.875                      KILLEEN                    TX      76549       2-4 Family
0       0         0.375       8                          Chicago                    IL      60629       Single Family
0       0         0.375       7.375                      SURPRISE                   AZ      85379       PUD
0       0         0.375       7.5                        Newark                     NJ      07104       2-4 Family
0       0         0.375       8.125                      Florissant                 MO      63033       Single Family
0       0         0.375       8.125                      Saint Louis                MO      63136       Single Family
0       0         0.375       8.125                      RICHMOND                   TX      77469       Single Family
0       0         0.375       8.125                      Commerce City              CO      80022       Single Family
0       0         0.375       7.5                        PASADENA                   MD      21122       Single Family
0       0         0.375       7.5                        SAN ANTONIO                TX      78258       PUD
0       0         0.375       7.75                       Saint Cloud                FL      34771       Single Family
0       0         0.375       7.5                        Pueblo                     CO      81008       PUD
0       0         0.375       7.75                       DAVENPORT                  FL      33897       PUD
0       0         0.375       7.625                      LA HABRA                   CA      90631       Single Family
0       0         0.375       7.5                        ORANGE                     FL      32819       Condominium
0       0         0.375       8.125                      GILBERT                    AZ      85296       Single Family
0       0         0.375       7.625                      SCOTTSDALE                 AZ      85259       Condominium
0       0         0.375       8                          Corona                     CA      92881       Single Family
0       0         0.375       8.125                      Seagoville                 TX      75159       Single Family
0       0         0.375       8.125                      Seagoville                 TX      75159       Single Family
0       0         0.375       7.625                      Woodbridge                 VA      22193       PUD
0       0         0.375       7.875                      JACKSONVILLE               FL      32216       PUD
0       0         0.375       7.375                      TUCSON                     AZ      85747       Single Family
0       0         0.375       7.5                        TEMPE                      AZ      85282       Single Family
0       0         0.375       7.875                      Townsend                   DE      19734       Single Family
0       0         0.375       7.875                      Douglasville               GA      30135       PUD
0       0         0.375       8                          LOS ANGELES                CA      90023       2-4 Family
0       0         0.375       7.25                       Carlsbad                   CA      92009       PUD
0       0         0.375       8.125                      Erie                       CO      80516       PUD
0       0         0.375       7.875                      FONTANA                    CA      92335       2-4 Family
0       0         0.375       8                          South Miami                FL      33143       Condominium
0       0         0.375       7.875                      Glen Burnie                MD      21061       Condominium
0       0         0.375       7.875                      Glen Burnie                MD      21061       Condominium
0       0         0.375       7.875                      Colorado Springs           CO      80909       Single Family
0       0         0.375       8.125                      Covington                  GA      30014       Single Family
0       0         0.375       7.5                        Willmar                    MN      56201       Single Family
0       0         0.375       8.125                      Winterville                GA      30683       Single Family
0       0         0.375       8.125                      Leesburg                   VA      20176       PUD
0       0         0.375       7.5                        Scottsdale                 AZ      85260       Condominium
0       0         0.375       7.875                      SAHUARITA                  AZ      85629       Single Family
0       0         0.375       7.375                      HURON TWP                  MI      48134       Condominium
0       0         0.375       7.875                      RANCHO PALOS VERDES        CA      90275       Single Family
0       0         0.375       8                          Chicago                    IL      60613       Single Family
0       0         0.375       7.875                      Scottsdale                 AZ      85257       Condominium
0       0         0.375       8.125                      Las Vegas                  NV      89108       Single Family
0       0         0.375       8.125                      Las Vegas                  NV      89138       PUD
0       0         0.375       7.875                      COLUMBUS                   OH      43231       Single Family
0       0         0.375       8.25                       Irving                     TX      75061       Single Family
0       0         0.375       7.75                       Andover                    MN      55303       Single Family
0       0         0.375       7.375                      Mesa                       AZ      85203       Single Family
0       0         0.375       8.125                      Phoenix                    AZ      85040       PUD
0       0         0.375       8.125                      Grand Prairie              TX      75054       Single Family
0       0         0.375       7.375                      LEXINGTON                  KY      40517       Townhouse
0       0         0.375       7.75                       Elizabeth                  CO      80107       Single Family
0       0         0.375       8.125                      ATLANTA                    GA      30315       Single Family
0       0         0.375       7.75                       Flossmoor                  IL      60422       Single Family
0       0         0.375       7.875                      South Riding               VA      20152       PUD
0       0         0.375       7.875                      Frederick                  MD      21703       Single Family
0       0         0.375       8.125                      TEMECULA                   CA      92592       PUD
0       0         0.375       7.875                      SAINT LOUIS                MO      63136       Single Family
0       0         0.375       8.125                      WILLINGBORO                NJ      08046       Single Family
0       0         0.375       7.5                        Fairfax                    VA      22030       PUD
0       0         0.375       7.625                      Buena Park                 CA      90621       2-4 Family
0       0         0.375       7.75                       JACKSONVILLE               FL      32224       PUD
0       0         0.375       7.5                        PEORIA                     AZ      85383       PUD
0       0         0.375       7.25                       Los Angeles                CA      90044       2-4 Family
0       0         0.375       7.375                      Glendale                   AZ      85301       Single Family
0       0         0.375       7.75                       Corona                     CA      92883       PUD
0       0         0.375       8.125                      Weston                     FL      33331       PUD
0       0         0.375       7.625                      BOLINGBROOK                IL      60490       PUD
0       0         0.375       7.375                      Middletown                 PA      17057       Single Family
0       0         0.375       8.125                      FT WASHINGTON              MD      20744       Single Family
0       0         0.375       7.5                        Navarre                    FL      32566       PUD
0       0         0.375       7.75                       KENT                       WA      98030       Single Family
0       0         0.375       7.25                       Navarre                    FL      32566       PUD
0       0         0.375       7.75                       Randallstown               MD      21133       Single Family
0       0         0.375       7.875                      Clay TWP                   MI      48001       Single Family
0       0         0.375       7.875                      North Richland Hills       TX      76180       Single Family
0       0         0.375       7.625                      Naples                     FL      34108       Single Family
0       0         0.375       7.375                      Newark                     NJ      07104       2-4 Family
0       0         0.375       7.25                       QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       7.5                        Fort Myers                 FL      33901       Condominium
0       0         0.375       8                          Kansas City                MO      64130       Single Family
0       0         0.375       7.375                      Fort Lauderdale            FL      33317       Single Family
0       0         0.375       7.875                      Big Lake                   MN      55309       Single Family
0       0         0.375       7.625                      PEARLAND                   TX      77584       PUD
0       0         0.375       7.75                       HAMILTON                   OH      45013       Single Family
0       0         0.375       7.75                       HAMILTON                   OH      45013       Single Family
0       0         0.375       7.875                      MURRIETA                   CA      92563       Single Family
0       0         0.375       8                          Atlanta                    GA      30315       Single Family
0       0         0.375       7.375                      Everett                    WA      98206       Condominium
0       0         0.375       8.125                      URBANA                     OH      43078       2-4 Family
0       0         0.375       7.75                       STOCKTON                   CA      95215       Single Family
0       0         0.375       8.125                      COLUMBUS                   OH      43209       2-4 Family
0       0         0.375       8.125                      Minneapolis                MN      55407       2-4 Family
0       0         0.375       7.5                        Las Vegas                  NV      89145       Condominium
0       0         0.375       8.125                      Katy                       TX      77449       PUD
0       0         0.375       7.5                        Glendale                   AZ      85301       Single Family
0       0         0.375       7.75                       Lake Havasu City           AZ      86404       Single Family
0       0         0.375       7.5                        Tamarac                    FL      33309       PUD
0       0         0.375       7.375                      APACHE JUNCTION            AZ      85220       Single Family
0       0         0.375       7.75                       Highlands Ranch            CO      80129       Condominium
0       0         0.375       7.5                        Centreville                VA      20120       Single Family
0       0         0.375       8.125                      Cape Coral                 FL      33914       Single Family
0       0         0.375       8.125                      Cape Coral                 FL      33990       Single Family
0       0         0.375       8.125                      MARANA                     AZ      85653       PUD
0       0         0.375       7.25                       ANTHEM                     AZ      85086       Single Family
0       0         0.375       7.5                        HERNDON                    VA      20170       Townhouse
0       0         0.375       8.125                      Aberdeen                   MD      21001       Single Family
0       0         0.375       7.625                      Ocean City                 NJ      08226       2-4 Family
0       0         0.375       7.5                        St Petersburg              FL      33712       Single Family
0       0         0.375       7.875                      La Quinta                  CA      92253       Condominium
0       0         0.375       7.625                      COLLEGE PARK               GA      30349       Single Family
0       0         0.375       7.375                      Bolingbrook                IL      60440       Single Family
0       0         0.375       7.75                       Los Angeles                CA      90033       2-4 Family
0       0         0.375       8                          Thermal                    CA      92274       Single Family
0       0         0.375       7.875                      GARFIELD HEIGHTS           OH      44105       Single Family
0       0         0.375       7.25                       Riverside                  CA      92508       Single Family
0       0         0.375       7.375                      Minneapolis                MN      55406       Single Family
0       0         0.375       8.125                      Moorhead                   MN      56560       2-4 Family
0       0         0.375       7.375                      San Diego                  CA      92122       Condominium
0       0         0.375       8.125                      Scottsdale                 AZ      85251       Single Family
0       0         0.375       7.625                      Antioch                    CA      94509       Single Family
0       0         0.375       8.125                      Phoenix                    AZ      85043       PUD
0       0         0.375       7.625                      KATY                       TX      77450       PUD
0       0         0.375       7.875                      STERLING                   VA      20164       Condominium
0       0         0.375       7.75                       Douglasville               GA      30135       PUD
0       0         0.375       7.875                      Los Angeles                CA      90006       2-4 Family
0       0         0.375       8.125                      Ripon                      CA      95366       Single Family
0       0         0.375       7.875                      Kaysville                  UT      84037       Single Family
0       0         0.375       7.875                      GULFPORT                   MS      39503       Single Family
0       0         0.375       7.25                       COOLIDGE                   AZ      85228       PUD
0       0         0.375       7.25                       BUCKEYE                    AZ      85326       PUD
0       0         0.375       8.125                      Temecula                   CA      92592       Single Family
0       0         0.375       7.625                      JACKSONVILLE               FL      32224       Townhouse
0       0         0.375       7.875                      SURPRISE                   AZ      85379       PUD
0       0         0.375       8                          Scottsdale                 AZ      85251       Single Family
0       0         0.375       8.25                       Pasadena                   CA      91101       Condominium
0       0         0.375       7.25                       North Port                 FL      34288       Single Family
0       0         0.375       8                          Providence                 RI      02909       2-4 Family
0       0         0.375       7.875                      Chicago                    IL      60628       2-4 Family
0       0         0.375       8.125                      Pomona                     CA      91768       Single Family
0       0         0.375       8.125                      Katy                       TX      77449       PUD
0       0         0.375       7.75                       LAVEEN                     AZ      85339       PUD
0       0         0.375       7.875                      QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       8.125                      Houston                    TX      77038       PUD
0       0         0.375       7.25                       BAKERSFIELD                CA      93311       Single Family
0       0         0.375       7.5                        MUNDELEIN                  IL      60060       PUD
0       0         0.375       8.125                      MARICOPA                   AZ      85239       PUD
0       0         0.375       8                          Vero Beach                 FL      32960       PUD
0       0         0.375       7.75                       GREEN VALLEY               AZ      85614       PUD
0       0         0.375       7.75                       PHOENIX                    AZ      85007       2-4 Family
0       0         0.375       7.75                       Atlanta                    GA      30331       PUD
0       0         0.375       7.875                      ORLANDO                    FL      32835       Condominium
0       0         0.375       8.25                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.875                      Missouri City              TX      77489       PUD
0       0         0.375       8                          Spokane                    WA      99205       Single Family
0       0         0.375       7.25                       Meridian                   ID      83642       2-4 Family
0       0         0.375       8.25                       Vienna                     VA      22180       Single Family
0       0         0.375       8.25                       LAS VEGAS                  NV      89128       Condominium
0       0         0.375       7.875                      Bountiful                  UT      84010       Single Family
0       0         0.375       7.375                      Chicago                    IL      60636       2-4 Family
0       0         0.375       8                          Lamont                     CA      93241       Single Family
0       0         0.375       8.25                       Worcester                  MA      01610       2-4 Family
0       0         0.375       7.5                        Decatur                    GA      30035       Single Family
0       0         0.375       8.25                       KINGMAN                    AZ      86401       Single Family
0       0         0.375       7.875                      Tampa                      FL      33647       PUD
0       0         0.375       7.75                       Atlanta                    GA      30317       Single Family
0       0         0.375       8.25                       Lakeside                   AZ      85929       Single Family
0       0         0.375       7.25                       RICHMOND                   VA      23224       Single Family
0       0         0.375       8.125                      Port St Lucie              FL      34952       Condominium
0       0         0.375       7.75                       DUMFRIES                   VA      22026       Condominium
0       0         0.375       7.625                      JERESY CITY                NJ      07302       Condominium
0       0         0.375       7.75                       Phoenix                    AZ      85048       Condominium
0       0         0.375       7.5                        Bakersfield                CA      93307       Single Family
0       0         0.375       8.125                      Denver                     CO      80203       Condominium
0       0         0.375       8.125                      Plano                      TX      75023       Single Family
0       0         0.375       8.125                      LAS VEGAS                  NV      89128       Condominium
0       0         0.375       8.25                       FORT WORTH                 TX      76196       Single Family
0       0         0.375       8.25                       Palmer                     TX      75152       Single Family
0       0         0.375       8.125                      Saint Louis                MO      63138       Single Family
0       0         0.375       8                          Spanish Fork               UT      84660       Single Family
0       0         0.375       7.625                      GLENDALE                   AZ      85306       Single Family
0       0         0.375       8                          Miami                      FL      33181       Single Family
0       0         0.375       7.875                      WOODBRIDGE                 VA      22192       PUD
0       0         0.375       8.125                      ORANGE PARK                FL      32065       PUD
0       0         0.375       7.375                      Belleview                  FL      34420       Single Family
0       0         0.375       8.125                      PALM COAST                 FL      32164       Single Family
0       0         0.375       7.5                        Bethany Beach              DE      19930       Single Family
0       0         0.375       7.75                       COLORADO SPRINGS           CO      80922       Townhouse
0       0         0.375       7.875                      JACKSONVILLE               FL      32256       Condominium
0       0         0.375       7.25                       NORTH LAS VEGAS            NV      89084       PUD
0       0         0.375       7.75                       MARICOPA                   AZ      85239       Single Family
0       0         0.375       7.25                       JACKSONVILLE               FL      32224       Condominium
0       0         0.375       7.875                      Lakeland                   FL      33801       Single Family
0       0         0.375       7.875                      BURNSVILLE                 MN      55306       Single Family
0       0         0.375       7.5                        LAS VEGAS                  NV      89104       Condominium
0       0         0.375       7.25                       Sterling                   VA      20164       Single Family
0       0         0.375       8.5                        Lansing                    NC      28643       Single Family
0       0         0.375       7.375                      Santee                     CA      92071       Condominium
0       0         0.375       7.375                      Austin                     TX      78758       2-4 Family
0       0         0.375       7.5                        WARWICK                    RI      02888       Single Family
0       0         0.375       7.875                      Dallas                     TX      75238       Single Family
0       0         0.375       7.25                       BENSON                     AZ      85602       Single Family
0       0         0.375       8                          Palm Coast                 FL      32137       PUD
0       0         0.375       7.5                        San Bernardino             CA      92401       Single Family
0       0         0.375       8.125                      Labelle                    FL      33935       Single Family
0       0         0.375       8.125                      IMPERIAL                   CA      92251       Single Family
0       0         0.375       7.5                        BRIGHTON                   CO      80601       PUD
0       0         0.375       7.75                       Milwaukee                  WI      53218       Single Family
0       0         0.375       8.125                      LAKE WORTH                 FL      33462       Condominium
0       0         0.375       7.25                       Watertown                  WI      53094       2-4 Family
0       0         0.375       8                          Gainesville                VA      20155       PUD
0       0         0.375       7.5                        ADELPHI                    MD      20783       Single Family
0       0         0.375       8.125                      Pompano Beach              FL      33060       2-4 Family
0       0         0.375       8.125                      Sacramento                 CA      95832       Single Family
0       0         0.375       8.125                      Colpepper                  VA      22701       PUD
0       0         0.375       7.25                       Camilla                    GA      31730       Single Family
0       0         0.375       7.5                        Baltimore                  MD      21230       Single Family
0       0         0.375       8.125                      Miami                      FL      33139       Condominium
0       0         0.375       8.125                      Vineland                   NJ      08360       Single Family
0       0         0.375       7.375                      ATLANTA                    GA      30315       Single Family
0       0         0.375       7.5                        Hampton                    NH      03842       Single Family
0       0         0.375       7.5                        UNION CITY                 GA      30291       PUD
0       0         0.375       7.875                      ORLANDO                    FL      32835       Condominium
0       0         0.375       7.625                      LAVEEN                     AZ      85339       PUD
0       0         0.375       7.875                      Los Angeles                CA      90026       2-4 Family
0       0         0.375       8.25                       Phoenix                    AZ      85008       Townhouse
0       0         0.375       7.75                       Plant City                 FL      33563       Single Family
0       0         0.375       7.5                        Homestead                  FL      33033       PUD
0       0         0.375       7.825                      Miami                      FL      33133       PUD
0       0         0.375       7.75                       Titusville                 FL      32780       Townhouse
0       0         0.375       7.75                       BRIGHTON                   CO      80601       Single Family
0       0         0.375       7.875                      Baltimore                  MD      21223       Townhouse
0       0         0.375       7.25                       Temecula                   CA      92592       PUD
0       0         0.375       7.875                      Riviera Beach              FL      33404       2-4 Family
0       0         0.375       7.375                      Tukwila                    WA      98168       Condominium
0       0         0.375       8.125                      Maricopa                   AZ      85239       PUD
0       0         0.375       7.625                      Las Vegas                  NV      89103       Single Family
0       0         0.375       7.625                      Jacksonville               FL      32216       PUD
0       0         0.375       7.875                      Maricopa                   AZ      85239       PUD
0       0         0.375       7.875                      Brighton                   MI      48116       Single Family
0       0         0.375       7.625                      Portsmouth                 VA      23704       2-4 Family
0       0         0.375       7.625                      Beltsville                 MD      20705       PUD
0       0         0.375       7.375                      Vacaville                  CA      95688       PUD
0       0         0.375       7.75                       ARVADA                     CO      80002       Condominium
0       0         0.375       7.25                       QUEEN CREEK                AZ      85242       Single Family
0       0         0.375       7.75                       Tucson                     AZ      85757       Single Family
0       0         0.375       7.75                       ORLANDO                    FL      32835       Condominium
0       0         0.375       7.375                      FREDERICK                  MD      21703       Condominium
0       0         0.375       8                          SAN DIEGO                  CA      92126       PUD
0       0         0.375       8.125                      Maricopa                   AZ      85253       PUD
0       0         0.375       7.375                      LOGANVILLE                 GA      30052       PUD
0       0         0.375       7.875                      Stewartville               MN      55976       Single Family
0       0         0.375       7.875                      FORT WORTH                 TX      76248       Single Family
0       0         0.375       7.375                      East Orange                NJ      07017       2-4 Family
0       0         0.375       7.875                      CHANTILLY                  VA      20151       PUD
0       0         0.375       8.125                      TEMPE                      AZ      85821       PUD
0       0         0.375       7.25                       FAIRFAX                    VA      22033       PUD
0       0         0.375       7.625                      AUSTIN                     TX      78748       2-4 Family
0       0         0.375       8.125                      Jacksonville               FL      32221       Single Family
0       0         0.375       7.875                      Hesperia                   CA      92345       Single Family
0       0         0.375       7.75                       Pahoa                      HI      96778       Single Family
0       0         0.375       8.25                       Lake Worth                 FL      33460       2-4 Family
0       0         0.375       8.125                      Chandler                   AZ      85249       PUD
0       0         0.375       8.125                      Colorado Springs           CO      80905       Single Family
0       0         0.375       7.625                      Hampton                    VA      23661       Single Family
0       0         0.375       8.125                      GRAND PRAIRIE              TX      75052       PUD
0       0         0.375       7.875                      CLAY TWP                   MI      48001       Single Family
0       0         0.375       7.875                      Lawrenceville              GA      30044       Single Family
0       0         0.375       7.875                      LOS LUNAS                  NM      87031       PUD
0       0         0.375       7.5                        ANTHEM                     AZ      85086       PUD
0       0         0.375       7.625                      ANTHEM                     AZ      85086       PUD
0       0         0.375       7.25                       PEARL CITY                 HI      96782       Condominium
0       0         0.375       7.375                      Centreville                VA      20120       Townhouse
0       0         0.375       7.5                        HOUSTON                    TX      77095       PUD
0       0         0.375       7.375                      Shasta Lake                CA      96019       Single Family
0       0         0.375       7.25                       Philadelphia               PA      19123       Condominium
0       0         0.375       8                          New Prague                 MN      56071       Single Family
0       0         0.375       7.875                      SAN ANTONIO                TX      78251       PUD
0       0         0.375       7.5                        STERLING                   VA      20164       Single Family
0       0         0.375       7.25                       LAS VEGAS                  NV      89122       Single Family
0       0         0.375       7.875                      ORLANDO                    FL      32835       Condominium
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.75                       Denver                     CO      80219       2-4 Family
0       0         0.375       7.875                      College Park               GA      30349       Single Family
0       0         0.375       7.625                      STAFFORD                   VA      22554       PUD
0       0         0.375       8.25                       Lawrenceville              GA      30043       PUD
0       0         0.375       7.375                      North Bergen               NJ      07047       2-4 Family
0       0         0.375       7.25                       Ridgefield Park            NJ      07660       2-4 Family
0       0         0.375       7.25                       Bethesda                   MD      20816       Single Family
0       0         0.375       8.125                      District Heights           MD      20747       Single Family
0       0         0.375       8.125                      Leesburg                   FL      34748       Single Family
0       0         0.375       7.625                      Hanover Park               IL      60103       Single Family
0       0         0.375       7.625                      Conroe                     TX      77302       PUD
0       0         0.375       8.125                      Sunrise                    FL      33322       Single Family
0       0         0.375       7.375                      LEESBURG                   VA      20176       Single Family
0       0         0.375       8.25                       Charlotte                  NC      28270       Single Family
0       0         0.375       7.5                        JACKSONVILLE               FL      32256       Condominium
0       0         0.375       8                          Venice                     CA      90291       2-4 Family
0       0         0.375       7.75                       SANFORD                    FL      32771       PUD
0       0         0.375       7.875                      Riverdale                  MD      20737       Single Family
0       0         0.375       7.25                       BIRMINGHAM                 AL      35216       Condominium
0       0         0.375       7.75                       East Boston                MA      02128       2-4 Family
0       0         0.375       7.5                        FT WASHINGTON              MD      20744       Single Family
0       0         0.375       8                          JACKSONVILLE               FL      32258       PUD
0       0         0.375       8                          TRACY                      CA      95391       Single Family
0       0         0.375       8                          MOUNTAIN HOUSE             CA      95391       Single Family
0       0         0.375       8.25                       Spring Hill                FL      34609       Single Family
0       0         0.375       8.125                      Orlando                    FL      32821       Condominium
0       0         0.375       7.75                       KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.75                       KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       Condominium
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       Condominium
0       0         0.375       7.875                      KISSIMMEE                  FL      34747       Condominium
0       0         0.375       7.25                       ANTHEM                     AZ      85086       Single Family
0       0         0.375       8                          RIVERVIEW                  FL      33569       Townhouse
0       0         0.375       8                          ORLANDO                    FL      32835       Condominium
0       0         0.375       8.25                       Las Vegas                  NV      89147       Single Family
0       0         0.375       7.375                      FORT PIERCE                FL      34982       Condominium
0       0         0.375       8.125                      Valrico                    FL      33594       Single Family
0       0         0.375       7.25                       Ocean City                 NJ      08226       2-4 Family
0       0         0.375       7.875                      SUN CITY WEST              AZ      85375       PUD
0       0         0.375       8                          MARICOPA                   AZ      85239       PUD
0       0         0.375       8                          BRADENTON                  FL      34201       Condominium
0       0         0.375       8                          ALGONQUIN                  IL      60102       PUD
0       0         0.375       7.625                      Gilbert                    AZ      85234       Single Family
0       0         0.375       7.625                      Manassas                   VA      20110       Single Family
0       0         0.375       7.875                      Elizabeth                  NJ      07201       2-4 Family
0       0         0.375       7.625                      WELLINGTON                 CO      80549       Single Family
0       0         0.375       7.75                       Highlands Ranch            CO      80129       PUD
0       0         0.375       7.75                       Selbyville                 DE      19975       PUD
0       0         0.375       7.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8                          RIVERVIEW                  FL      33569       PUD
0       0         0.375       8.125                      Blue Springs               MO      64015       Single Family
0       0         0.375       7.25                       Vallejo                    CA      94589       Single Family
0       0         0.375       7.875                      GWYNN OAK                  MD      21207       Single Family
0       0         0.375       7.5                        HYATTSVILLE                MD      20783       Single Family
0       0         0.375       7.75                       NAPLES                     FL      34110       Condominium
0       0         0.375       7.25                       Passaic                    NJ      07055       2-4 Family
0       0         0.375       8                          ANTHEM                     AZ      85086       PUD
0       0         0.375       7.75                       RENO                       NV      89523       Single Family
0       0         0.375       7.875                      Bakersfield                CA      93309       Single Family
0       0         0.375       8                          PORTLAND                   OR      97211       Single Family
0       0         0.375       7.875                      Crestline                  CA      92325       Single Family
0       0         0.375       7.75                       Corning                    NY      14830       2-4 Family
0       0         0.375       7.625                      Gilbert                    AZ      85297       Single Family
0       0         0.375       8                          Palm Coast                 FL      32164       Single Family
0       0         0.375       8.125                      FONTANA                    CA      92335       Condominium
0       0         0.375       8.75                       GREEN BAY                  WI      54302       2-4 Family
0       0         0.375       7.875                      ORLANDO                    FL      32828       PUD
0       0         0.375       7.875                      ROCKY MOUNT                NC      27801       Single Family
0       0         0.375       7.625                      Coral Springs              FL      33065       Condominium
0       0         0.375       8.125                      Red Bluff                  CA      96080       Single Family
0       0         0.375       8.25                       Kissimmee                  FL      34743       PUD
0       0         0.375       7.625                      Riverside                  NJ      08075       Single Family
0       0         0.375       7.75                       WOODBRIDGE                 VA      22193       PUD
0       0         0.375       7.375                      Carson City                NV      89705       Single Family
0       0         0.375       7.75                       Upper Marlboro             MD      20772       PUD
0       0         0.375       7.875                      CORPUS CHRISTI             TX      78401       Single Family
0       0         0.375       8.25                       ANTHEM                     AZ      85086       Single Family
0       0         0.375       7.875                      Phoenix                    AZ      85028       Single Family
0       0         0.375       8.25                       PHOENIXVILLE               PA      19460       Townhouse
0       0         0.375       7.5                        Phoenix                    AZ      85037       Single Family
0       0         0.375       8.125                      NEWTOWN SQ                 PA      19073       PUD
0       0         0.375       7.5                        LAS VEGAS                  NV      89109       Single Family
0       0         0.375       7.625                      JACKSONVILLE               FL      32210       Single Family
0       0         0.375       7.25                       Colorado Springs           CO      80910       Condominium
0       0         0.375       8.125                      Conway                     SC      29526       Single Family
0       0         0.375       7.875                      The Woodlands              TX      77385       Townhouse
0       0         0.375       8                          WHITEHOUSE                 TX      75791       Single Family
0       0         0.375       7.875                      Virginia Beach             VA      23455       Single Family
0       0         0.375       7.25                       MIAMI GARDENS              FL      33056       Single Family
0       0         0.375       7.875                      Lake Wylie                 SC      29710       Single Family
0       0         0.375       7.25                       Fort Worth                 TX      76109       2-4 Family
0       0         0.375       7.625                      WHITES CREEK               TN      37189       PUD
0       0         0.375       8                          Corona                     CA      92880       Single Family
0       0         0.375       7.75                       CHARLOTTE                  NC      28277       PUD
0       0         0.375       7.25                       Fort Worth                 TX      76102       2-4 Family
0       0         0.375       7.875                      AURORA                     CO      80011       2-4 Family
0       0         0.375       7.75                       RIO RANCHO                 NM      87124       PUD
0       0         0.375       8                          NORCROSS                   GA      30071       Single Family
0       0         0.375       7.5                        BALTIMORE                  MD      21217       2-4 Family
0       0         0.375       8                          WHITEHOUSE                 TX      75791       Single Family
0       0         0.375       7.875                      Fairburn                   GA      30213       PUD
0       0         0.375       7.625                      GLEN BURNIE                MD      21061       Condominium
0       0         0.375       7.25                       Clifton                    NJ      07011       2-4 Family
0       0         0.375       7.5                        Eloy                       AZ      85231       Single Family
0       0         0.375       7.5                        Aurora                     CO      80013       Single Family
0       0         0.375       7.875                      Grand Prairie              TX      75051       Single Family
0       0         0.375       8                          SEATTLE                    WA      98144       Single Family
0       0         0.375       7.375                      SANDY                      OR      97055       Single Family
0       0         0.375       7.625                      Fridley                    MN      55432       Single Family
0       0         0.375       7.875                      Woodbury                   MN      55125       Single Family
0       0         0.375       7.875                      Fort Myers                 FL      33913       Single Family
0       0         0.375       7.75                       MARANA                     AZ      85653       Single Family
0       0         0.375       7.75                       ORLANDO                    FL      32832       PUD
0       0         0.375       7.25                       SAN JOSE                   CA      99125       Single Family
0       0         0.375       7.5                        DECATUR                    GA      30035       Single Family
0       0         0.375       7.875                      Sun City                   AZ      85376       Single Family
0       0         0.375       7.875                      Richmond                   VA      23234       Single Family
0       0         0.375       7.75                       Miami                      FL      33145       2-4 Family
0       0         0.375       7.875                      Longwood                   FL      32779       PUD
0       0         0.375       7.375                      Detroit                    MI      48205       Single Family
0       0         0.375       7.875                      Chicago                    IL      60617       2-4 Family
0       0         0.375       7.375                      Tallahassee                FL      32303       Townhouse
0       0         0.375       7.75                       Orange Park                FL      32003       PUD
0       0         0.375       8.125                      COLUMBUS                   OH      43230       PUD
0       0         0.375       7.875                      Calumet City               IL      60409       Single Family
0       0         0.375       7.375                      FREDERICKSBURG             VA      22406       PUD
0       0         0.375       7.25                       Indianapolis               IN      46205       Single Family
0       0         0.375       7.375                      Fairfield                  CA      94534       Single Family
0       0         0.375       7.75                       Plainfield                 NJ      07060       2-4 Family
0       0         0.375       7.625                      Denver                     CO      80216       Single Family
0       0         0.375       7.25                       Conley                     GA      30288       PUD
0       0         0.375       7.625                      Roberts                    WI      54023       Townhouse
0       0         0.375       7.625                      GLENDALE                   AZ      85301       Single Family
0       0         0.375       7.75                       LONG BEACH                 CA      90804       Condominium
0       0         0.375       7.25                       Herndon                    VA      20170       Townhouse
0       0         0.375       7.375                      GREENCASTLE                PA      17225       PUD
0       0         0.375       8.125                      COCKEYSVILLE HUNT VALLEY   MD      21030       Single Family
0       0         0.375       7.625                      Las Vegas                  NV      89104       Single Family
0       0         0.375       7.5                        Sauk Rapids                MN      56379       2-4 Family
0       0         0.375       7.5                        Lancaster                  CA      93535       Single Family
0       0         0.375       7.75                       MORENO VALLEY              CA      92557       PUD
0       0         0.375       8.125                      Sacramento                 CA      95841       2-4 Family
0       0         0.375       7.875                      Monticello                 MN      55362       Single Family
0       0         0.375       7.875                      Joliet                     IL      60435       2-4 Family
0       0         0.375       8                          Paterson                   NJ      07513       2-4 Family
0       0         0.375       7.5                        Peyton                     CO      80831       Single Family
0       0         0.375       7.75                       Houston                    TX      77064       PUD
0       0         0.375       8.125                      Chicago                    IL      60626       2-4 Family
0       0         0.375       7.625                      Pensacola                  FL      32506       Single Family
0       0         0.375       7.75                       Brooklyn Park              MN      55428       Single Family
0       0         0.375       8.125                      SCOTTSDALE                 AZ      85262       PUD
0       0         0.375       7.75                       MIDLAND                    TX      79701       Single Family
0       0         0.375       7.25                       LAS VEGAS                  NV      89139       PUD
0       0         0.375       8.125                      Colorado Springs           CO      80909       Single Family
0       0         0.375       7.25                       Prior Lake                 MN      55372       Single Family
0       0         0.375       7.5                        Oakdale                    MN      55128       Single Family
0       0         0.375       7.875                      Maplewood                  MN      55109       Single Family
0       0         0.375       7.25                       Romeoville                 IL      60446       PUD
0       0         0.375       7.5                        SAINT PAUL                 MN      55103       Single Family
0       0         0.375       7.875                      Saint Paul                 MN      55116       Single Family
0       0         0.375       8.25                       Greeley                    CO      80631       Single Family
0       0         0.375       7.375                      Big Lake                   MN      55309       Single Family
0       0         0.375       8.25                       HAMILTON                   OH      45011       Single Family
0       0         0.375       7.375                      Surprise                   AZ      85379       PUD
0       0         0.375       7.625                      Columbia Heights           MN      55421       2-4 Family
0       0         0.375       7.875                      Burleson                   TX      76028       PUD
0       0         0.375       7.875                      Burleson                   TX      76028       PUD
0       0         0.375       7.75                       Queen Creek                AZ      85242       Single Family
0       0         0.375       7.625                      Columbia Heights           MN      55421       2-4 Family
0       0         0.375       8.125                      Port Saint Lucie           FL      34986       PUD
0       0         0.375       7.25                       Forest Park                GA      30297       Single Family
0       0         0.375       8.125                      Buford                     GA      30518       Single Family
0       0         0.375       8.125                      Kansas City                MO      64127       Single Family
0       0         0.375       8.125                      Kansas City                KS      66102       Single Family
0       0         0.375       8.125                      College Park               GA      30349       Single Family
0       0         0.375       8.125                      Kansas City                KS      66102       Single Family
0       0         0.375       7.375                      Elk River                  MN      55330       Single Family
0       0         0.375       8                          Milwaukee                  WI      53223       2-4 Family
0       0         0.375       7.375                      Saint Paul                 MN      55106       2-4 Family
0       0         0.375       7.375                      MIRAMAR                    FL      32550       PUD
0       0         0.375       7.625                      Kankakee                   IL      60901       Single Family
0       0         0.375       8.125                      Melbourne                  FL      32901       Condominium
0       0         0.375       7.5                        Saint Paul                 MN      55106       Single Family
0       0         0.375       7.375                      Monticello                 MN      55362       Single Family
0       0         0.375       7.25                       Deltona                    FL      32738       Single Family
0       0         0.375       7.625                      ATLANTA                    GA      30331       Single Family
0       0         0.375       7.875                      PHOENIX                    AZ      85339       PUD
0       0         0.375       7.75                       VENICE                     CA      90291       Single Family
0       0         0.375       7.75                       BOISE                      ID      83713       PUD
0       0         0.375       8.125                      AUSTELL                    GA      30168       PUD
0       0         0.375       7.25                       JONESBORO                  GA      30238       Single Family
0       0         0.375       8.125                      CLEVELAND                  OH      44103       2-4 Family
0       0         0.375       7.75                       MAULDIN                    SC      29662       PUD
0       0         0.375       8.125                      Florence                   AZ      85232       PUD
0       0         0.375       8.25                       Ashburn                    VA      20147       Single Family
0       0         0.375       7.625                      Apple Valley               CA      92307       Single Family
0       0         0.375       7.25                       MORROW                     GA      30260       PUD
0       0         0.375       7.375                      Bedford                    TX      76034       PUD
0       0         0.375       8                          ATLANTA                    GA      30331       PUD
0       0         0.375       7.625                      GATLINBURG                 TN      37738       Single Family
0       0         0.375       7.25                       GAINESVILLE                VA      20155       PUD
0       0         0.375       7.875                      FREDERICK                  MD      21704       PUD
0       0         0.375       8.25                       SUWANEE                    GA      30024       Single Family
0       0         0.375       7.625                      Queen Creek                AZ      85242       PUD
0       0         0.375       7.875                      Queen Creek                AZ      85242       PUD
0       0         0.375       7.5                        Metropolis                 IL      62960       2-4 Family
0       0         0.375       7.375                      GLENDALE                   AZ      85304       Single Family
0       0         0.375       7.5                        RESTON                     VA      20191       Condominium
0       0         0.375       7.875                      Rancho Cordova             CA      95742       Single Family
0       0         0.375       7.375                      HIALEAH                    FL      33014       Townhouse
0       0         0.375       7.25                       RESTON                     VA      20191       PUD
0       0         0.375       7.875                      Piscataway                 NJ      08854       Single Family
0       0         0.375       7.5                        PENSACOLA                  FL      32526       Single Family
0       0         0.375       7.25                       Chicago                    IL      60628       Single Family
0       0         0.375       8                          Riverdale                  GA      30274       Single Family
0       0         0.375       8.125                      Atlanta                    GA      30310       Single Family
0       0         0.375       7.25                       Cape Coral                 FL      33909       2-4 Family
0       0         0.375       7.25                       Cape Coral                 FL      33909       2-4 Family
0       0         0.375       7.875                      Silver Spring              MD      20901       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85051       PUD
0       0         0.375       7.375                      Kailua Kona                HI      96740       PUD
0       0         0.375       8.25                       Colorado Springs           CO      80920       Single Family
0       0         0.375       7.625                      Kissimmee                  FL      34747       PUD
0       0         0.375       7.75                       Saint Paul                 MN      55102       Single Family
0       0         0.375       8.125                      Saint Louis Park           MN      55416       Single Family
0       0         0.375       7.75                       Champlin                   MN      55316       Single Family
0       0         0.375       8.125                      New Richmond               WI      54017       Single Family
0       0         0.375       7.375                      SUWANEE                    GA      30024       PUD
0       0         0.375       7.875                      RIVERDALE                  GA      30274       Single Family
0       0         0.375       7.75                       Queen creek                AZ      85242       PUD
0       0         0.375       7.5                        Show Low                   AZ      85901       PUD
0       0         0.375       7.99                       Atlanta                    GA      30312       Single Family
0       0         0.375       7.75                       FREDERICK                  MD      21703       PUD
0       0         0.375       7.5                        Corona                     CA      92883       PUD
0       0         0.375       8.25                       flint                      MI      48506       Single Family
0       0         0.375       8                          Tempe                      AZ      85283       Single Family
0       0         0.375       7.25                       Las Vegas                  NV      89123       PUD
0       0         0.375       7.75                       Mc Donough                 GA      30253       PUD
0       0         0.375       7.875                      Newark                     NJ      07106       2-4 Family
0       0         0.375       8.25                       Minneapolis                MN      55420       2-4 Family
0       0         0.375       7.875                      BRANDYWINE                 MD      20613       Single Family
0       0         0.375       8.25                       Massillon                  OH      44646       2-4 Family
0       0         0.375       8.25                       Massillon                  OH      44646       2-4 Family
0       0         0.375       8.25                       Naples                     FL      34108       Condominium
0       0         0.375       7.5                        QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8                          Las Vegas                  NV      89108       Single Family
0       0         0.375       8                          Margate                    FL      33063       PUD
0       0         0.375       7.25                       SILVER SPRING              MD      20904       Single Family
0       0         0.375       8.25                       Nashville                  TN      37207       2-4 Family
0       0         0.375       8.25                       Nashville                  TN      37207       Single Family
0       0         0.375       7.625                      ALPHARETTA                 GA      30210       Single Family
0       0         0.375       8                          Glendale                   AZ      85304       Single Family
0       0         0.375       7.5                        Streamwood                 IL      60107       Single Family
0       0         0.375       8                          La Quinta                  CA      92253       Single Family
0       0         0.375       8.25                       Ramsey                     MN      55303       Condominium
0       0         0.375       8.25                       Ramsey                     MN      55303       Condominium
0       0         0.375       8.25                       Isanti                     MN      55040       Single Family
0       0         0.375       7.75                       Arlington                  TX      76012       PUD
0       0         0.375       7.375                      Wesley Chapel              FL      33543       PUD
0       0         0.375       7.25                       Ormond Beach               FL      32174       Single Family
0       0         0.375       7.5                        Manassas                   VA      20109       PUD
0       0         0.375       7.875                      Glendale                   AZ      85303       Single Family
0       0         0.375       7.875                      GREELEY                    CO      80631       2-4 Family
0       0         0.375       8.25                       Richmond                   VA      23222       Single Family
0       0         0.375       7.25                       Bloomfield                 NJ      07003       Single Family
0       0         0.375       8.125                      Inglewood                  CA      90302       Condominium
0       0         0.375       8.25                       KISSIMMEE                  FL      34747       Condominium
0       0         0.375       8                          BRUNSWICK                  MD      21758       PUD
0       0         0.375       7.25                       Huntington Park            CA      90255       Condominium
0       0         0.375       7.875                      AUBURN                     GA      30011       PUD
0       0         0.375       8.25                       UNION CITY                 GA      30291       PUD
0       0         0.375       7.375                      DALLAS                     GA      30132       PUD
0       0         0.375       7.25                       MCDONOUGH                  GA      30253       PUD
0       0         0.375       7.875                      SAN PABLO                  CA      94806       Single Family
0       0         0.375       7.25                       WELLINGTON                 FL      33414       Condominium
0       0         0.375       7.875                      ORLANDO                    FL      32835       Condominium
0       0         0.375       8.125                      Elizabeth                  NJ      07202       2-4 Family
0       0         0.375       8.125                      West Sacramento            CA      95605       2-4 Family
0       0         0.375       8.125                      Atlanta                    GA      30315       Single Family
0       0         0.375       7.875                      Pearland                   TX      77584       PUD
0       0         0.375       8.125                      Gainesville                VA      20155       Single Family
0       0         0.25        7.75                       Springfield Township       MI      48350       Single Family
0       0         0.25        7.125                      Santa Clara                CA      95051       Single Family
0       0         0.25        7.875                      Stowe                      VT      05672       Single Family
0       0         0.25        8                          Beverly Hills              MI      48025       Single Family
0       0         0.25        7.875                      Olympic Valley             CA      96146       Condominium
0       0         0.25        7.125                      Clarkstown                 NY      10956       Single Family
0       0         0.25        7.625                      Phoenix                    AZ      85006       Single Family
0       0         0.25        7.875                      Chicago                    IL      60611       Condominium
0       0         0.25        7.125                      South San Francisco        CA      94080       Condominium
0       0         0.25        7.25                       Elk Grove                  CA      95624       Single Family
0       0         0.25        7.25                       Destin                     FL      32541       PUD
0       0         0.25        7.25                       San Pedro                  CA      90732       Single Family
0       0         0.25        7.125                      Brooklyn                   NY      11218       2-4 Family
0       0         0.25        7.125                      Bear Valley                CA      95223       PUD
0       0         0.25        7.125                      Laguna Niguel              CA      92677       PUD
0       0         0.25        7.125                      Jamaica                    NY      11435       Single Family
0       0         0.375       8.125                      COVINGTON                  GA      30016       2-4 Family
0       0         0.375       8.125                      Bonita Springs             FL      34135       Condominium
0       0         0.375       8                          WESLEY CHAPEL              FL      33543       PUD
0       0         0.375       7.75                       Chicago                    IL      60620       Single Family
0       0         0.375       8.25                       Orlando                    FL      32837       Condominium
0       0         0.375       7.5                        Delray Beach               FL      33445       PUD
0       0         0.375       8.375                      Snellville                 GA      30039       PUD
0       0         0.375       7.875                      Woodbury                   MN      55129       PUD
0       0         0.375       7.875                      Chicago                    IL      60644       2-4 Family
0       0         0.375       7.25                       Upper Marlboro             MD      20774       PUD
0       0         0.375       7.5                        Minneapolis                MN      55407       Single Family
0       0         0.375       7.875                      Clifton                    NJ      07011       Single Family
0       0         0.375       8.125                      NORTH PORT                 FL      34286       Single Family
0       0         0.375       7.875                      KISSIMMEE                  FL      34746       Single Family
0       0         0.375       7.625                      Scottsdale                 AZ      85260       PUD
0       0         0.375       8.25                       Paterson                   NJ      07501       2-4 Family
0       0         0.375       7.75                       ORLANDO                    FL      32835       Condominium
0       0         0.375       8                          ORLANDO                    FL      32835       Condominium
0       0         0.375       7.5                        HYATTSVILLE                MD      20784       Single Family
0       0         0.375       7.375                      Lake Worth                 FL      33467       PUD
0       0         0.375       8.125                      LEHIGH ACRES               FL      33936       Single Family
0       0         0.375       7.5                        CORONA                     CA      92880       Single Family
0       0         0.375       7.75                       Clementon                  NJ      08021       Condominium
0       0         0.375       7.5                        Hackensack                 NJ      07601       Single Family
0       0         0.375       7.5                        Union City                 NJ      07087       2-4 Family
0       0         0.375       7.75                       San Antonio                TX      78253       PUD
0       0         0.375       8.125                      SAINT AUGUSTINE            FL      32092       PUD
0       0         0.375       8                          FORT MYERS                 FL      33916       Single Family
0       0         0.375       8                          FORT MYERS                 FL      33916       Single Family
0       0         0.375       8.125                      Draper                     UT      84020       Single Family
0       0         0.375       7.375                      Miramar                    FL      33027       PUD
0       0         0.375       7.875                      Cocoa                      FL      32922       Single Family
0       0         0.375       7.25                       Camp Hill                  PA      17011       Single Family
0       0         0.375       8.125                      Townsend                   DE      19734       PUD
0       0         0.375       8                          Apollo Beach               FL      33572       PUD
0       0         0.375       7.25                       Smyrna                     GA      30080       2-4 Family
0       0         0.375       7.75                       Bartow                     FL      33830       Single Family
0       0         0.375       8.125                      Carrollton                 TX      75006       Single Family
0       0         0.375       8.125                      Saint Helens               OR      97051       Single Family
0       0         0.375       7.875                      CLIFTON                    NJ      07011       Single Family
0       0         0.375       7.875                      ALEXANDRIA                 VA      22303       Townhouse
0       0         0.375       7.75                       Manassas                   VA      20109       PUD
0       0         0.375       8.125                      UPPER MARLBORO             MD      20774       PUD
0       0         0.375       8.125                      Denver                     CO      80219       2-4 Family
0       0         0.375       8.125                      Euless                     TX      76040       Single Family
0       0         0.375       7.625                      Las Vegas                  NV      89104       Single Family
0       0         0.375       8.125                      Houston                    TX      77015       Single Family
0       0         0.375       7.5                        MURRIETA                   CA      92562       PUD
0       0         0.375       8.25                       Brandon                    FL      33511       Single Family
0       0         0.375       7.375                      Orange City                FL      32763       PUD
0       0         0.375       8.375                      Deltona                    FL      32725       Single Family
0       0         0.375       7.25                       MORROW                     GA      30263       Condominium
0       0         0.375       7.75                       Phoenix                    AZ      85032       Single Family
0       0         0.375       7.5                        Salton City                CA      92275       Single Family
0       0         0.375       7.5                        Saint Paul                 MN      55104       Single Family
0       0         0.375       7.875                      Marietta                   GA      30067       Condominium
0       0         0.375       7.5                        Victorville                CA      92394       Single Family
0       0         0.375       7.625                      PHOENIX                    AZ      85037       PUD
0       0         0.375       8.25                       PHOENIX                    AZ      85023       Single Family
0       0         0.375       7.875                      KINGMAN                    AZ      86401       Single Family
0       0         0.375       7.625                      SCOTTSDALE                 AZ      85259       PUD
0       0         0.375       7.75                       CHANDLER                   AZ      85224       Single Family
0       0         0.375       8.25                       GLENDALE                   AZ      85310       PUD
0       0         0.375       7.75                       PAYSON                     AZ      85541       Single Family
0       0         0.375       7.375                      ALEXANDRIA                 VA      22311       Single Family
0       0         0.375       7.375                      LEESBURG                   VA      20176       PUD
0       0         0.375       7.375                      COLORADO SPRINGS           CO      80922       PUD
0       0         0.375       7.75                       WOODBRIDGE                 VA      22193       PUD
0       0         0.375       7.375                      VIRGINIA BEACH             VA      23462       Single Family
0       0         0.375       7.875                      BOGOTA                     NJ      07603       2-4 Family
0       0         0.375       7.375                      STAFFORD                   VA      22554       PUD
0       0         0.375       7.25                       GOODYEAR                   AZ      85338       PUD
0       0         0.375       7.5                        VIRGINIA BEACH             VA      23455       Single Family
0       0         0.375       8.125                      Ocoee                      FL      34761       Single Family
0       0         0.375       7.875                      Apopka                     FL      32703       PUD
0       0         0.375       7.5                        Delray Beach               FL      33445       PUD
0       0         0.375       7.25                       DAMASCUS                   MD      20872       Single Family
0       0         0.375       7.375                      DOUGLASVILLE               GA      30134       PUD
0       0         0.375       8                          Gill                       MA      01354       Single Family
0       0         0.375       7.375                      CRESTLINE                  CA      92325       Single Family
0       0         0.375       8                          Hollywood                  FL      33024       Single Family
0       0         0.375       7.25                       KISSIMMEE                  FL      34747       PUD
0       0         0.375       7.25                       TUSTIN                     CA      92780       Single Family
0       0         0.375       7.75                       Tavares                    FL      32778       PUD
0       0         0.375       7.25                       NASHVILLE                  TN      37217       PUD
0       0         0.375       7.25                       Nashville                  TN      37209       PUD
0       0         0.375       7.875                      FREDERICK                  MD      21704       Townhouse
0       0         0.375       8                          ALDIE                      VA      20105       PUD
0       0         0.375       7.5                        LEXINGTON                  KY      40502       Single Family
0       0         0.375       7.5                        BIRMINGHAM                 AL      35235       Single Family
0       0         0.375       7.375                      LAWRENCEVILLE              GA      30043       PUD
0       0         0.375       8.25                       ATLANTA                    GA      30344       Single Family
0       0         0.375       7.625                      KENNESAW                   GA      30144       PUD
0       0         0.375       7.375                      DOUGLASVILLE               GA      30135       PUD
0       0         0.375       7.25                       Algonquin                  IL      60102       Condominium
0       0         0.375       7.5                        San Francisco              CA      94114       Condominium
0       0         0.375       7.25                       Rock Island                IL      61201       Single Family
0       0         0.375       7.625                      Paterson                   NJ      07513       Single Family
0       0         0.375       7.375                      Fort Myers                 FL      33912       Single Family
0       0         0.375       7.5                        Ocoee                      FL      34761       PUD
0       0         0.375       7.5                        KISSIMMEE                  FL      34759       Single Family
0       0         0.375       7.25                       College Park               GA      30349       PUD
0       0         0.375       7.875                      ISSAQUAH                   WA      98029       PUD
0       0         0.375       7.875                      COLTON                     CA      92376       Single Family
0       0         0.375       7.25                       Jonesboro                  GA      30236       PUD
0       0         0.375       7.375                      SPRINGFIELD                VA      22153       Single Family
0       0         0.375       7.5                        CANTON                     GA      30115       Single Family
0       0         0.375       7.25                       Simi Valley                CA      93063       Single Family
0       0         0.375       8.25                       HANOVER                    MD      21075       Condominium
0       0         0.375       8                          ALBUQUERQUE                NM      87120       PUD
0       0         0.375       7.25                       Grand Blanc                MI      48439       Single Family
0       0         0.375       7.875                      Dolton                     IL      60419       Single Family
0       0         0.375       8                          Colton                     CA      92324       Condominium
0       0         0.375       8.25                       Kissimmee                  FL      34747       PUD
0       0         0.375       8.25                       Kissimmee                  FL      34747       PUD
0       0         0.375       8.25                       San Fernando               CA      91340       Single Family
0       0         0.375       8.125                      Kissimmee                  FL      34747       PUD
0       0         0.375       8                          PHOENIX                    AZ      85051       Single Family
0       0         0.375       8.25                       FORT MYERS                 FL      33916       Single Family
0       0         0.375       8                          HENDERSON                  NV      89015       Single Family
0       0         0.375       7.65                       KISSIMMEE                  FL      34759       Condominium
0       0         0.375       7.25                       DAVENPORT                  FL      33896       Single Family
0       0         0.375       7.375                      LINCOLN                    CA      95648       PUD
0       0         0.375       8                          Westminster                CO      80031       PUD
0       0         0.375       7.75                       Phoenix                    AZ      85042       Single Family
0       0         0.375       7.625                      Florence                   SC      29501       Single Family
0       0         0.375       7.75                       BUCKEYE                    AZ      85326       Single Family
0       0         0.375       7.5                        BEULAH BEACH               OH      44089       Single Family
0       0         0.375       8.25                       Westminster                CO      80031       Single Family
0       0         0.375       7.75                       PHOENIX                    AZ      85015       Condominium
0       0         0.375       7.75                       Hollywood                  FL      33025       Condominium
0       0         0.375       7.875                      CORONA                     CA      92883       PUD
0       0         0.375       7.625                      North Port                 FL      34287       Single Family
0       0         0.375       7.375                      Corona                     CA      92883       Single Family
0       0         0.375       7.375                      Houston                    TX      77084       PUD
0       0         0.375       8.125                      LAS VEGAS                  NV      89117       Condominium
0       0         0.375       8                          STREAMWOOD                 IL      60107       PUD
0       0         0.375       7.75                       Atlanta                    GA      30349       Single Family
0       0         0.375       7.875                      Tucson                     AZ      85737       Single Family
0       0         0.375       7.875                      Apple Valley               CA      92307       Single Family
0       0         0.375       7.5                        Norcross                   GA      30092       2-4 Family
0       0         0.375       7.875                      LOS ANGELES                CA      90044       Single Family
0       0         0.375       7.75                       Alexandria                 VA      22310       Single Family
0       0         0.375       8.25                       DENVER                     CO      80206       2-4 Family
0       0         0.375       7.75                       Monument                   CO      80132       PUD
0       0         0.375       7.75                       Mansfield                  TX      76063       Single Family
0       0         0.375       7.75                       Mansfield                  TX      76063       PUD
0       0         0.375       7.75                       Annandale                  VA      22003       PUD
0       0         0.375       8.125                      Littleton                  CO      80121       PUD
0       0         0.375       7.875                      ANNAPOLIS                  MD      21403       Condominium
0       0         0.375       7.375                      PHOENIX                    AZ      85085       PUD
0       0         0.375       8.25                       Smyrna                     TN      37167       2-4 Family
0       0         0.375       7.75                       ORLANDO                    FL      32837       Condominium
0       0         0.375       7.75                       ALBUQUERQUE                NM      87113       PUD
0       0         0.375       7.625                      Laguna Hills               CA      92656       Condominium
0       0         0.375       8                          Warrenton                  VA      20187       PUD
0       0         0.375       7.375                      ORLANDO                    FL      32828       PUD
0       0         0.375       8                          ORLANDO                    FL      32819       Condominium
0       0         0.375       7.875                      San Bernardino             CA      92411       Single Family
0       0         0.375       8.25                       Scottsdale                 AZ      85254       Single Family
0       0         0.375       7.625                      Watsonville                CA      95076       Single Family
0       0         0.375       8.125                      Allen                      TX      75002       Single Family
0       0         0.375       7.375                      Great Neck                 NY      11024       Single Family
0       0         0.375       8.125                      ELSIE                      OR      97138       Single Family
0       0         0.375       7.75                       Herndon                    VA      20170       Townhouse
0       0         0.375       8.125                      Eustis                     FL      32726       Townhouse
0       0         0.375       7.875                      Henderson                  NV      89014       Single Family
0       0         0.375       7.25                       Orlando                    FL      32837       PUD
0       0         0.375       7.25                       AVONDALE                   AZ      85323       PUD
0       0         0.375       7.75                       PERTH AMBOY                NJ      08861       Single Family
0       0         0.375       8.25                       AVENEL                     NJ      07001       Single Family
0       0         0.375       7.875                      GLENDALE                   AZ      85305       PUD
0       0         0.375       7.5                        SURPRISE                   AZ      85374       PUD
0       0         0.375       7.5                        TOMS RIVER                 NJ      08753       Single Family
0       0         0.375       7.25                       RANDALLSTOWN               MD      21133       PUD
0       0         0.375       7.375                      PHOENIX                    AZ      85008       Single Family
0       0         0.375       7.375                      PHOENIX                    AZ      85013       Single Family
0       0         0.375       7.25                       WALL TOWNSHIP              NJ      07719       Single Family
0       0         0.375       7.375                      MANASSAS                   VA      20109       PUD
0       0         0.375       7.875                      SAINT LOUIS                MO      63104       2-4 Family
0       0         0.375       7.375                      NORTH WILDWOOD             NJ      08260       Condominium
0       0         0.375       7.625                      WEST PALM BEACH            FL      33401       Condominium
0       0         0.375       7.25                       SURPRISE                   AZ      85379       PUD
0       0         0.375       7.5                        Holly Hill                 FL      32117       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85032       Single Family
0       0         0.375       7.25                       Palm Coast                 FL      32137       Single Family
0       0         0.375       7.375                      Palm Bay                   FL      32909       PUD
0       0         0.375       7.25                       Venice                     CA      90291       2-4 Family
0       0         0.375       7.625                      Davenport                  FL      33837       PUD
0       0         0.375       8.625                      Glendale                   AZ      85301       Single Family
0       0         0.375       7.5                        Honey Brook                PA      19344       Single Family
0       0         0.375       7.25                       Tolleson                   AZ      85353       PUD
0       0         0.375       7.5                        Mesa                       AZ      85207       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85048       Single Family
0       0         0.375       7.75                       Tucson                     AZ      85710       Single Family
0       0         0.375       7.875                      Shreveport                 LA      71104       2-4 Family
0       0         0.375       8                          Shreveport                 LA      71104       2-4 Family
0       0         0.375       8                          Orlando                    FL      32819       Single Family
0       0         0.375       7.5                        Joliet                     IL      60435       Single Family
0       0         0.375       7.5                        Tampa                      FL      33624       Single Family
0       0         0.375       8.125                      Indianapolis               IN      46219       Single Family
0       0         0.375       7.25                       Tempe                      AZ      85282       PUD
0       0         0.375       7.625                      Phoenix                    AZ      85086       PUD
0       0         0.375       7.75                       Coatesville                PA      19320       Single Family
0       0         0.375       7.375                      Minneapolis                MN      55411       Single Family
0       0         0.375       7.375                      Delray Beach               FL      33483       Townhouse
0       0         0.375       8.75                       Birmingham                 AL      35215       Single Family
0       0         0.375       7.25                       Fountain Hills             AZ      85268       PUD
0       0         0.375       7.625                      Salt Lake City             UT      84105       Single Family
0       0         0.375       7.375                      PHOENIX                    AZ      85042       PUD
0       0         0.375       7.625                      Boynton Beach              FL      33436       PUD
0       0         0.375       8.5                        Mesa                       AZ      85201       Single Family
0       0         0.375       7.5                        ALPHARETTA                 GA      30005       PUD
0       0         0.375       7.625                      Buckeye                    AZ      85326       PUD
0       0         0.375       7.5                        Fort Lauderdale            FL      33317       2-4 Family
0       0         0.375       8.75                       Detroit                    MI      48207       2-4 Family
0       0         0.375       7.5                        Chicago                    IL      60629       Single Family
0       0         0.375       7.75                       Hudson                     FL      34667       Condominium
0       0         0.375       7.625                      Chicago                    IL      60653       Single Family
0       0         0.375       7.375                      TALLAHASSEE                FL      32303       Townhouse
0       0         0.375       9                          Denver                     CO      80219       Single Family
0       0         0.375       7.5                        Chicago                    IL      60636       Single Family
0       0         0.375       8.625                      Denver                     CO      80204       Single Family
0       0         0.375       8.875                      Denver                     CO      80223       Single Family
0       0         0.375       8.375                      Mulberry                   FL      33860       PUD
0       0         0.375       7.5                        Lauderhill                 FL      33313       Condominium
0       0         0.375       7.5                        Scottsdale                 AZ      85251       Single Family
0       0         0.375       8                          SAVANNAH                   GA      31406       2-4 Family
0       0         0.375       9                          Atlanta                    GA      30315       Single Family
0       0         0.375       8.375                      Albuquerque                NM      87121       Single Family
0       0         0.375       7.25                       Colorado Springs           CO      80921       PUD
0       0         0.375       8.875                      Vail                       AZ      85641       PUD
0       0         0.375       8.125                      SIGNAL HILL                CA      90755       2-4 Family
0       0         0.375       7.875                      Sanford                    FL      32771       Single Family
0       0         0.375       7.5                        Peyton                     CO      80831       PUD
0       0         0.375       7.5                        Altamonte Springs          FL      32714       Condominium
0       0         0.375       9                          Orlando                    FL      32837       PUD
0       0         0.375       7.25                       Orlando                    FL      32836       PUD
0       0         0.375       8.25                       Mountain Home              AR      72653       Single Family
0       0         0.375       7.5                        Apache Junction            AZ      85220       PUD
0       0         0.375       7.75                       Altamonte Springs          FL      32714       Condominium
0       0         0.375       7.375                      Goodyear                   AZ      85338       PUD
0       0         0.375       7.25                       Cottage Grove              MN      55016       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85086       Single Family
0       0         0.375       8.5                        Maple Grove                MN      55369       Single Family
0       0         0.375       7.25                       South Lake Tahoe           CA      96150       PUD
0       0         0.375       7.375                      Maple Grove                MN      55369       PUD
0       0         0.375       7.875                      Palmdale                   CA      93591       Single Family
0       0         0.375       8.125                      Spring                     TX      77388       PUD
0       0         0.375       7.75                       Indianapolis               IN      46235       Single Family
0       0         0.375       7.625                      Meriden                    CT      06450       Single Family
0       0         0.375       7.875                      Orlando                    FL      32818       Single Family
0       0         0.375       8.125                      Sacramento                 CA      95820       2-4 Family
0       0         0.375       8.125                      Chicago                    IL      60637       2-4 Family
0       0         0.375       7.875                      Heath                      TX      75087       Single Family
0       0         0.375       7.25                       LAS VEGAS                  NV      89107       Single Family
0       0         0.375       8.125                      Jacksonville               FL      32210       Single Family
0       0         0.375       7.375                      BALTIMORE                  MD      21218       Townhouse
0       0         0.375       7.375                      REDONDO BEACH              CA      90277       Single Family
0       0         0.375       8.125                      North Bay Village          FL      33141       Condominium
0       0         0.375       8.25                       Palm Coast                 FL      32137       Single Family
0       0         0.375       7.25                       Aurora                     CO      80013       Condominium
0       0         0.375       8.125                      FREDERICKSBG               VA      22405       PUD
0       0         0.375       7.25                       CLARKSVILLE                IN      47129       Single Family
0       0         0.375       7.25                       CEMENTVILLE                IN      47130       Single Family
0       0         0.375       7.25                       CEMENTVILLE                IN      47130       Single Family
0       0         0.375       7.25                       Canoga Park                CA      91304       Condominium
0       0         0.375       7.875                      MARICOPA                   AZ      85239       PUD
0       0         0.375       8                          Stone Mountain             GA      30083       2-4 Family
0       0         0.375       8                          San Jose                   CA      95112       2-4 Family
0       0         0.375       7.5                        Margate                    FL      33063       Condominium
0       0         0.375       7.5                        Newark                     NJ      07104       2-4 Family
0       0         0.375       7.25                       Scottsdale                 AZ      85254       Single Family
0       0         0.375       8.25                       QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.875                      Lithonia                   GA      30058       Single Family
0       0         0.375       7.875                      Queen Creek                AZ      85243       PUD
0       0         0.375       7.875                      SURPRISE                   AZ      85374       Single Family
0       0         0.375       7.625                      Lexington Park             MD      20653       PUD
0       0         0.375       8                          Goodyear                   AZ      85338       PUD
0       0         0.375       7.625                      Decatur                    GA      30035       Single Family
0       0         0.375       7.5                        Tampa                      FL      33605       Single Family
0       0         0.375       7.625                      ORLANDO                    FL      32822       Condominium
0       0         0.375       7.5                        BLUFFTON                   SC      29909       PUD
0       0         0.375       8                          RANCHO CUCAMONGA           CA      91730       Condominium
0       0         0.375       7.5                        Marco Island               FL      34145       Condominium
0       0         0.375       8.125                      Lake Worth                 TX      76135       Single Family
0       0         0.375       8.125                      Las Vegas                  NV      89108       Condominium
0       0         0.375       8.125                      Atlanta                    GA      30310       Condominium
0       0         0.375       7.5                        Peoria                     AZ      85383       PUD
0       0         0.375       7.5                        Hayward                    CA      94545       PUD
0       0         0.375       8.25                       Glen Burnie                MD      21061       Single Family
0       0         0.375       8.125                      GLENDALE                   CA      91202       2-4 Family
0       0         0.375       8.125                      Duluth                     GA      30096       Single Family
0       0         0.375       7.5                        MOUNTAIN HOUSE             CA      95391       Single Family
0       0         0.375       8.125                      Broomfield                 CO      80020       PUD
0       0         0.375       7.75                       Miami                      FL      33186       Single Family
0       0         0.375       8.25                       Los Angeles                CA      91406       Single Family
0       0         0.375       7.375                      Chatsworth                 CA      91311       Single Family
0       0         0.375       7.25                       Chatsworth Area            CA      91311       Single Family
0       0         0.375       8                          JACKSONVILLE               FL      32224       Condominium
0       0         0.375       8                          YPSILANTI                  MI      48197       PUD
0       0         0.375       7.375                      Lakeside                   AZ      85929       Single Family
0       0         0.375       7.5                        Passaic                    NJ      07055       2-4 Family
0       0         0.375       7.75                       Salt Lake City             UT      84108       Single Family
0       0         0.375       8.25                       Cincinnati                 OH      45240       Single Family
0       0         0.375       8.125                      Bakersfield                CA      93311       PUD
0       0         0.375       8.125                      Detroit                    MI      48207       Condominium
0       0         0.375       7.25                       SAN DIEGO                  CA      92127       Condominium
0       0         0.375       7.875                      Grand Rapids               MI      49507       Single Family
0       0         0.375       7.25                       Surprise                   AZ      85379       PUD
0       0         0.375       7.625                      Aurora                     CO      80015       PUD
0       0         0.375       8.25                       Bellafontaine Neighbors    MO      63137       Single Family
0       0         0.375       7.75                       ATLANTA                    GA      30344       Single Family
0       0         0.375       7.875                      ATLANTA                    GA      30310       2-4 Family
0       0         0.375       7.875                      ATLANTA                    GA      30310       Single Family
0       0         0.375       7.25                       Newtown Square             PA      19073       Single Family
0       0         0.375       8                          Marseilles                 IL      61341       2-4 Family
0       0         0.375       8.25                       Garland                    TX      75040       Single Family
0       0         0.375       7.75                       WESLEY CHAPEL              FL      33543       PUD
0       0         0.375       7.5                        MIRIMAR                    FL      33027       PUD
0       0         0.375       7.875                      TRENTON                    MI      48138       Single Family
0       0         0.375       8.125                      Charlotte                  NC      28216       Single Family
0       0         0.375       8.25                       BOWIE                      MD      20721       PUD
0       0         0.375       8.25                       Palmetto                   FL      34221       PUD
0       0         0.375       7.75                       KODAK                      TN      37764       Single Family
0       0         0.375       8.25                       Palmetto                   FL      34221       PUD
0       0         0.375       7.375                      Phoenix                    AZ      85004       Condominium
0       0         0.375       7.375                      Gaithersburg               MD      20878       PUD
0       0         0.375       7.75                       KODAK                      TN      37764       Single Family
0       0         0.375       7.5                        El Centro                  CA      92243       Single Family
0       0         0.375       8                          Mesa                       AZ      85205       PUD
0       0         0.375       7.5                        Boca Raton                 FL      33431       PUD
0       0         0.375       7.5                        WOODHAVEN                  MI      48183       Condominium
0       0         0.375       7.375                      Bakersfield                CA      93304       2-4 Family
0       0         0.375       7.25                       MESA                       AZ      85024       Single Family
0       0         0.375       7.75                       TUCSON                     AZ      85713       Single Family
0       0         0.375       7.5                        Ellijay                    GA      30540       Single Family
0       0         0.375       7.875                      CORONA                     CA      92880       Single Family
0       0         0.375       7.75                       Phoenix                    AZ      85004       Condominium
0       0         0.375       7.75                       Saint Peter                MN      56082       Single Family
0       0         0.375       7.875                      Eastpointe                 MI      48021       Single Family
0       0         0.375       7.375                      WESLEY CHAPEL              FL      33543       PUD
0       0         0.375       7.25                       SILVER SPRING              MD      20905       Single Family
0       0         0.375       7.375                      Showlow                    AZ      85901       Single Family
0       0         0.375       8.125                      HAMPTON                    GA      30228       PUD
0       0         0.375       8.125                      HAMPTON                    GA      30228       PUD
0       0         0.375       7.875                      Centreville                VA      20121       PUD
0       0         0.375       7.25                       Saint Louis                MO      63113       2-4 Family
0       0         0.375       7.875                      Richmond Hill              GA      31324       PUD
0       0         0.375       8.125                      Las Vegas                  NV      89110       Single Family
0       0         0.375       7.875                      NEWARK                     NJ      07108       2-4 Family
0       0         0.375       7.5                        VANCE                      AL      35490       Single Family
0       0         0.375       7.375                      WASHINGTON                 DC      20012       Single Family
0       0         0.375       7.875                      Woodbridge                 VA      22193       Single Family
0       0         0.375       7.625                      Moreno Valley              CA      92551       PUD
0       0         0.375       7.5                        Merced                     CA      95340       2-4 Family
0       0         0.375       7.25                       West Orange                NJ      07052       2-4 Family
0       0         0.375       8.25                       Tustin                     CA      92780       Single Family
0       0         0.375       7.375                      Bakersfield                CA      93307       Single Family
0       0         0.375       7.875                      FREDERICK                  MD      21704       Townhouse
0       0         0.375       7.5                        Aurora                     CO      80014       Single Family
0       0         0.375       7.875                      Tacoma                     WA      98408       Single Family
0       0         0.375       8                          Jacksonville               FL      32210       2-4 Family
0       0         0.375       7.5                        San Jose                   CA      95138       Single Family
0       0         0.375       7.375                      ANTIOCH                    IL      60002       Single Family
0       0         0.375       8                          PHOENIX                    AZ      85339       Single Family
0       0         0.375       8.25                       Middlesex                  NJ      08846       Condominium
0       0         0.375       8                          Homestead                  FL      33033       Condominium
0       0         0.375       7.375                      Upper Marlboro             MD      20772       PUD
0       0         0.375       8.125                      ATLANTA                    GA      30316       Single Family
0       0         0.375       7.5                        ALTURAS                    CA      96101       Single Family
0       0         0.375       7.875                      Conyers                    GA      30013       Single Family
0       0         0.375       8.25                       GREELEY                    CO      80634       Single Family
0       0         0.375       7.75                       Las Vegas                  NV      89148       Condominium
0       0         0.375       7.625                      Mesa                       AZ      85201       Condominium
0       0         0.375       7.375                      Las Vegas                  NV      89149       PUD
0       0         0.375       8.25                       Miami Beach                FL      33140       Condominium
0       0         0.375       7.5                        Land O Lakes               FL      34638       PUD
0       0         0.375       8.25                       North Port                 FL      34287       Single Family
0       0         0.375       7.375                      HAGERSTOWN                 MD      21740       Single Family
0       0         0.375       8.25                       Panama City Beach          FL      32407       Single Family
0       0         0.375       8.25                       Little Ferry               NJ      07643       Single Family
0       0         0.375       8                          OCALA                      FL      34474       PUD
0       0         0.375       7.5                        Upper Marlboro             MD      20774       PUD
0       0         0.375       7.875                      INDIANAPOLIS               IN      46254       PUD
0       0         0.375       8.25                       OLD HICKORY                TN      37138       2-4 Family
0       0         0.375       7.75                       Colorado Springs           CO      80922       Single Family
0       0         0.375       8.125                      Jacksonville               FL      32210       Single Family
0       0         0.375       7.625                      Decatur                    GA      30030       Single Family
0       0         0.375       7.25                       Cumming                    GA      30040       PUD
0       0         0.375       8.25                       Saint Paul                 MN      55118       2-4 Family
0       0         0.375       7.625                      Fort Collins               CO      80524       PUD
0       0         0.375       7.875                      Milwaukee                  WI      53208       2-4 Family
0       0         0.375       7.375                      BEVERLY HILLS              CA      90210       Single Family
0       0         0.375       7.875                      Spring                     TX      77379       PUD
0       0         0.375       8                          Bakersfield                CA      93312       PUD
0       0         0.375       8.125                      Dallas                     TX      75224       Single Family
0       0         0.375       7.5                        Baltimore                  MD      21223       Single Family
0       0         0.375       7.375                      VIRGINIA BCH               VA      23456       Townhouse
0       0         0.375       7.625                      Fairburn                   GA      30213       PUD
0       0         0.375       7.5                        Denver                     CO      80202       Condominium
0       0         0.375       8                          Phoenix                    AZ      85043       PUD
0       0         0.375       7.375                      Waldorf                    MD      20603       PUD
0       0         0.375       7.625                      San Jose                   CA      95128       Condominium
0       0         0.375       8.25                       Shakopee                   MN      55379       2-4 Family
0       0         0.375       7.875                      Loomis                     CA      95650       Single Family
0       0         0.375       8.125                      CLARKSVILLE                DE      19970       Condominium
0       0         0.375       7.625                      Venice                     CA      90291       Single Family
0       0         0.375       7.625                      Long Beach                 CA      90804       2-4 Family
0       0         0.375       7.625                      Elgin                      IL      60120       Single Family
0       0         0.375       8.25                       Frederick                  MD      21704       Townhouse
0       0         0.375       7.875                      FREDERICK                  MD      21704       PUD
0       0         0.375       7.875                      Chicago                    IL      60617       Condominium
0       0         0.375       7.625                      Sevierville                TN      37862       Single Family
0       0         0.375       8.25                       Monticello                 MN      55362       Single Family
0       0         0.375       7.875                      DESERT HOT SPRINGS         CA      92240       Single Family
0       0         0.375       7.625                      Atlanta                    GA      30318       2-4 Family
0       0         0.375       7.5                        Queen Creek                AZ      85243       PUD
0       0         0.375       8.125                      Garland                    TX      75043       PUD
0       0         0.375       8.25                       ELKRIDGE                   MD      21075       Condominium
0       0         0.375       8                          FLEMINGTON                 NJ      08822       Single Family
0       0         0.375       7.5                        LAS VEGAS                  NV      89142       Single Family
0       0         0.375       7.5                        Newark                     NJ      07102       2-4 Family
0       0         0.375       7.625                      Las Vegas                  NV      89121       Single Family
0       0         0.375       8.25                       Rye                        NH      03870       Single Family
0       0         0.375       7.375                      Brooklyn Park              MN      55444       Single Family
0       0         0.375       7.875                      Mora                       MN      55051       Single Family
0       0         0.375       7.875                      Chicago                    IL      60620       2-4 Family
0       0         0.375       8.25                       TAMPA                      FL      33619       Condominium
0       0         0.375       7.5                        Tamiment                   PA      18371       PUD
0       0         0.375       7.75                       YUCAIPA                    CA      92399       PUD
0       0         0.375       8.25                       Chandler                   AZ      85225       Single Family
0       0         0.375       7.625                      Denver                     CO      80221       Single Family
0       0         0.375       8.25                       FREDERICK                  MD      21704       PUD
0       0         0.375       8.125                      WESTERVILLE                OH      43081       Single Family
0       0         0.375       7.375                      Farmington                 MN      55024       Condominium
0       0         0.375       7.625                      SAINT SIMONS ISLAND        GA      31522       PUD
0       0         0.375       7.5                        ALPHARETTA                 GA      30022       PUD
0       0         0.375       7.25                       Saint Paul                 MN      55106       Single Family
0       0         0.375       7.875                      Tacoma                     WA      98409       Single Family
0       0         0.375       8.125                      Plymouth                   MN      55441       PUD
0       0         0.375       7.75                       FREDERICKSBURG             VA      22401       PUD
0       0         0.375       8.125                      Mount Prospect             IL      60056       Condominium
0       0         0.375       7.875                      Hoffman Estates            IL      60195       PUD
0       0         0.375       7.625                      Brunswick                  GA      31525       Single Family
0       0         0.375       7.25                       LAVEEN                     AZ      85339       PUD
0       0         0.375       7.375                      Ukiah                      CA      95482       Single Family
0       0         0.375       8.25                       Saint Paul                 MN      55104       Single Family
0       0         0.375       8                          Cottage Grove              MN      55016       PUD
0       0         0.375       7.875                      Austin                     MN      55912       Single Family
0       0         0.375       7.75                       Minneapolis                MN      55411       2-4 Family
0       0         0.375       8.125                      Atlanta                    GA      30315       Single Family
0       0         0.375       7.5                        ATLANTA                    GA      30329       Single Family
0       0         0.375       7.5                        Yuma                       AZ      85365       Single Family
0       0         0.375       7.25                       Federal Way                WA      98023       Single Family
0       0         0.375       8.125                      ALDIE                      VA      20105       Single Family
0       0         0.375       7.375                      Las Vegas                  NV      89122       PUD
0       0         0.375       8.125                      SALT LAKE CITY             UT      84117       Single Family
0       0         0.375       7.375                      Atlanta                    GA      30311       Single Family
0       0         0.375       7.5                        Tacoma                     WA      98404       2-4 Family
0       0         0.375       7.5                        Tacoma                     WA      98404       2-4 Family
0       0         0.375       7.875                      CHICAGO                    IL      60649       2-4 Family
0       0         0.375       7.75                       Hugo                       MN      55038       PUD
0       0         0.375       8                          Saint Paul                 MN      55102       2-4 Family
0       0         0.375       7.625                      Richmond                   CA      94803       PUD
0       0         0.375       7.875                      Loa Angeles                CA      91331       Single Family
0       0         0.375       7.75                       Colorado Springs           CO      80916       Single Family
0       0         0.375       7.25                       Tampa                      FL      33605       Single Family
0       0         0.375       8.125                      Carrollton                 GA      30116       Single Family
0       0         0.375       8.25                       LAUDERHILL                 FL      33313       Condominium
0       0         0.375       7.5                        CAPE CORAL                 FL      33991       Single Family
0       0         0.375       8                          Marietta                   GA      30008       PUD
0       0         0.375       7.25                       DECATUR                    GA      30030       Single Family
0       0         0.375       7.75                       Orange Park                FL      32065       PUD
0       0         0.375       7.875                      NEW BRUNSWICK              NJ      08901       2-4 Family
0       0         0.375       7.375                      Woodlake                   CA      93286       2-4 Family
0       0         0.375       8.125                      New Port Richey            FL      34653       Single Family
0       0         0.375       7.5                        Laurel                     MD      20708       Single Family
0       0         0.375       7.625                      Jacksonville               FL      32207       Single Family
0       0         0.375       7.75                       Tucker                     GA      30084       Condominium
0       0         0.375       7.875                      PERRIS                     CA      92571       Single Family
0       0         0.375       8                          PUEBLO                     CO      81005       Single Family
0       0         0.375       8.125                      Harvest                    AL      35749       PUD
0       0         0.375       7.25                       WOOD VILLAGE               OR      97060       2-4 Family
0       0         0.375       8                          Rio Rancho                 NM      87124       2-4 Family
0       0         0.375       7.375                      Cape Coral                 FL      33909       Single Family
0       0         0.375       7.25                       Fountain                   CO      80817       PUD
0       0         0.375       8.25                       COLLEGE PARK               GA      30349       Single Family
0       0         0.375       7.5                        Arlington                  VA      22204       PUD
0       0         0.375       7.875                      Chaska                     MN      55318       Single Family
0       0         0.375       8.5                        Holiday                    FL      34690       Single Family
0       0         0.375       7.25                       Bay City                   TX      77414       Single Family
0       0         0.375       7.625                      Katy                       TX      77449       PUD
0       0         0.375       8                          Silver Spring              MD      20901       Single Family
0       0         0.375       7.25                       Birmingham                 AL      35210       Single Family
0       0         0.375       7.25                       Oakwood                    GA      30566       Single Family
0       0         0.375       7.25                       Phoenix                    AZ      85051       Single Family
0       0         0.375       7.375                      Gambrills                  MD      21054       Condominium
0       0         0.375       8.625                      Winter Park                FL      32789       Single Family
0       0         0.375       7.25                       Minneapolis                MN      55407       2-4 Family
0       0         0.375       7.375                      PHOENIX                    AZ      85050       Condominium
0       0         0.375       7.5                        Saint Paul                 MN      55106       Single Family
0       0         0.375       8.125                      Milwaukee                  WI      53210       Single Family
0       0         0.375       7.375                      Fresno                     CA      93726       Single Family
0       0         0.375       7.75                       Phoenix                    AZ      85053       Single Family
0       0         0.375       7.25                       San Clemente               CA      92673       Condominium
0       0         0.375       7.375                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       7.875                      Cape Coral                 FL      33914       Single Family
0       0         0.375       8.25                       Buckeye                    AZ      85326       PUD
0       0         0.375       7.75                       KISSIMMEE                  FL      34759       PUD
0       0         0.375       8.25                       Farmington                 MN      55024       Single Family
0       0         0.375       8.125                      Blaine                     MN      55449       Condominium
0       0         0.375       7.375                      Port Saint Lucie           FL      34983       Single Family
0       0         0.375       8                          ORLANDO                    FL      32835       Condominium
0       0         0.375       7.625                      Maricopa                   AZ      85239       PUD
0       0         0.375       8.25                       Fort Myers                 FL      33908       Condominium
0       0         0.375       7.625                      Buckeye                    AZ      85326       PUD
0       0         0.375       8.75                       Pelham                     AL      35124       Single Family
0       0         0.375       7.75                       HELENDALE                  CA      92342       Single Family
0       0         0.375       7.875                      Oklahoma City              OK      73159       Single Family
0       0         0.375       7.875                      Lantana                    FL      33462       Condominium
0       0         0.375       7.5                        Brighton                   IL      62012       Single Family
0       0         0.375       8.75                       Saint Cloud                FL      34772       PUD
0       0         0.375       8.5                        Avondale                   AZ      85323       PUD
0       0         0.375       7.75                       Greensboro                 NC      27406       Single Family
0       0         0.375       7.75                       WOODBRIDGE                 VA      22193       Single Family
0       0         0.375       7.875                      MARIETTA                   GA      30008       PUD
0       0         0.375       7.25                       Opa Locka                  FL      33054       Single Family
0       0         0.375       7.25                       AUSTIN                     TX      78724       Single Family
0       0         0.375       7.25                       AUSTIN                     TX      78724       Single Family
0       0         0.375       7.5                        Orlando                    FL      32835       Condominium
0       0         0.375       7.375                      Maricopa                   AZ      85239       PUD
0       0         0.375       7.875                      DOUGLASVILLE               GA      30134       Single Family
0       0         0.375       7.75                       Lancaster                  TX      75134       Single Family
0       0         0.375       7.625                      Orlando                    FL      32805       Single Family
0       0         0.375       7.75                       Clermont                   FL      34711       PUD
0       0         0.375       7.375                      Plano                      TX      75025       Single Family
0       0         0.375       7.75                       Loganville                 GA      30052       PUD
0       0         0.375       7.75                       Loganville                 GA      30052       PUD
0       0         0.375       8                          Boynton Beach              FL      33426       PUD
0       0         0.375       8.375                      Locust Grove               GA      30248       PUD
0       0         0.375       8.375                      Hollywood                  FL      33024       Single Family
0       0         0.375       7.25                       Winter Garden              FL      34787       PUD
0       0         0.375       7.5                        LEESBURG                   VA      20176       Townhouse
0       0         0.375       7.5                        West Palm Beach            FL      33411       Condominium
0       0         0.375       8                          San Antonio                TX      78238       Single Family
0       0         0.375       8                          San Antonio                TX      78250       Single Family
0       0         0.375       7.25                       CHANDLER                   AZ      85248       Single Family
0       0         0.375       7.875                      LORTON                     VA      22079       PUD
0       0         0.375       8.25                       LANCASTER                  CA      93536       Single Family
0       0         0.375       7.25                       Tampa                      FL      33613       Condominium
0       0         0.375       7.375                      Mesa                       AZ      85206       Single Family
0       0         0.375       8.375                      Oklahoma City              OK      73119       Single Family
0       0         0.375       7.25                       Chandler                   AZ      85249       PUD
0       0         0.375       7.625                      Gilbert                    AZ      85234       PUD
0       0         0.375       7.375                      FORT LAUDERDALE            FL      33311       Single Family
0       0         0.375       8                          GALVESTON                  TX      77550       Single Family
0       0         0.375       7.5                        MANASSAS                   VA      20111       Single Family
0       0         0.375       7.375                      MIAMI GARDENS              FL      33055       Townhouse
0       0         0.375       7.25                       PHOENIX                    AZ      85015       Condominium
0       0         0.375       7.5                        LAS VEGAS                  NV      89147       PUD
0       0         0.375       7.25                       WASHINGTON                 DC      20019       Single Family
0       0         0.375       7.5                        PEORIA                     AZ      85382       PUD
0       0         0.375       7.75                       Imperial                   CA      92251       Single Family
0       0         0.375       7.25                       MILTON                     WA      98354       Single Family
0       0         0.375       7.75                       GILBERT                    AZ      85233       Single Family
0       0         0.375       8.25                       EL MIRAGE                  AZ      85335       Single Family
0       0         0.375       8.25                       Marengo                    IL      60152       Single Family
0       0         0.375       8.25                       Phoenix                    AZ      85043       PUD
0       0         0.375       8.125                      Newark                     NJ      07105       2-4 Family
0       0         0.375       7.75                       Lake Saint Louis           MO      63367       Single Family
0       0         0.375       7.25                       KISSIMMEE                  FL      34759       Single Family
0       0         0.375       8.125                      Panama City Beach          FL      32408       2-4 Family
0       0         0.375       7.75                       Bakersfield                CA      93304       Single Family
0       0         0.375       7.375                      CHICAGO                    IL      60649       2-4 Family
0       0         0.375       7.375                      FLAGLER BEACH              FL      32136       Single Family
0       0         0.375       7.75                       BAKERSFIELD                CA      93311       Single Family
0       0         0.375       7.625                      Orlando                    FL      32821       Condominium
0       0         0.375       8                          Lowellville                OH      44436       Single Family
0       0         0.375       7.5                        BONITA SPRINGS             FL      34135       PUD
0       0         0.375       7.75                       FRESNO                     CA      93726       Single Family
0       0         0.375       8.125                      Calumet City               IL      60409       Single Family
0       0         0.375       7.25                       HYATTSVILLE                MD      20785       Townhouse
0       0         0.375       8.25                       West Palm Beach            FL      33412       PUD
0       0         0.375       7.25                       Young America              MN      55397       PUD
0       0         0.375       7.25                       Lehigh Acres               FL      33936       Single Family
0       0         0.375       8.125                      Loxahatchee                FL      33470       Single Family
0       0         0.375       8                          Suwanee                    GA      30024       Single Family
0       0         0.375       7.5                        Saint Augustine            FL      32084       Single Family
0       0         0.375       7.25                       North Hills                CA      91343       Single Family
0       0         0.375       7.75                       Bethesda                   MD      20817       Single Family
0       0         0.375       8.875                      Indianapolis               IN      46236       PUD
0       0         0.375       7.625                      Encino                     CA      91316       Condominium
0       0         0.375       7.625                      Scottsdale                 AZ      85262       PUD
0       0         0.375       7.75                       NORTH HILLS                CA      91343       Single Family
0       0         0.375       7.25                       CASTLE ROCK                CO      80108       PUD
0       0         0.375       8                          SPRINGFIELD                MO      65807       Single Family
0       0         0.375       7.875                      SOUTH PADRE ISLAND         TX      78597       Single Family
0       0         0.375       7.375                      Fairburn                   GA      30213       PUD
0       0         0.375       8                          Glenn Dale                 MD      20769       PUD
0       0         0.375       8.125                      Hawthorne                  CA      90250       2-4 Family
0       0         0.375       7.5                        Aurora                     CO      80012       PUD
0       0         0.375       8                          Kansas City                KS      66104       Single Family
0       0         0.375       7.375                      Las Vegas                  NV      89122       PUD
0       0         0.375       7.75                       LEXINGTON                  KY      40502       Single Family
0       0         0.375       7.25                       Cape Coral                 FL      33904       Single Family
0       0         0.375       7.875                      Perkasie                   PA      18944       Single Family
0       0         0.375       7.25                       Temecula                   CA      92592       Single Family
0       0         0.375       6.625                      LORTON                     VA      22079       PUD
0       0         0.375       8.25                       NAPLES                     FL      33114       Condominium
0       0         0.375       7.25                       OVIEDO                     FL      32766       PUD
0       0         0.375       7.5                        TRIANGLE                   VA      22172       PUD
0       0         0.375       8.125                      TUCSON                     AZ      85750       Single Family
0       0         0.375       8.125                      Chicago                    IL      60629       2-4 Family
0       0         0.375       8.125                      Spring                     TX      77379       PUD
0       0         0.375       7.5                        Palm Bay                   FL      32907       Single Family
0       0         0.375       7.5                        Chandler                   AZ      85224       Single Family
0       0         0.375       7.75                       Hudson                     CO      80642       PUD
0       0         0.375       7.75                       Big Bear City              CA      92314       Single Family
0       0         0.375       7.25                       Saint Louis                MO      63125       Single Family
0       0         0.375       7.5                        River Edge                 NJ      07661       Single Family
0       0         0.375       8.125                      Houston                    TX      77039       Single Family
0       0         0.375       7.5                        Bakersfield                CA      93306       Single Family
0       0         0.375       7.625                      Mountain View              CA      94040       Single Family
0       0         0.375       7.25                       Chicago                    IL      60652       Single Family
0       0         0.375       7.375                      CICERO                     IL      60804       2-4 Family
0       0         0.375       8.25                       MIAMI BEACH                FL      33139       Condominium
0       0         0.375       7.5                        BILLERICA                  MA      01821       Single Family
0       0         0.375       7.625                      MIAMI                      FL      33157       Single Family
0       0         0.375       7.75                       Pearland                   TX      77581       Single Family
0       0         0.375       7.5                        Isle Of Palms              SC      29451       Single Family
0       0         0.375       7.75                       New Market                 MD      21774       Single Family
0       0         0.375       7.625                      Scottsdale                 AZ      85262       PUD
0       0         0.375       7.375                      PEORIA                     AZ      85383       Single Family
0       0         0.375       8.25                       LAYTON                     UT      84041       Single Family
0       0         0.375       8                          CAMARILLO                  CA      93012       Single Family
0       0         0.375       7.875                      Island Lake                IL      60042       Single Family
0       0         0.375       8.875                      Running Springs            CA      92382       Single Family
0       0         0.375       8.125                      Denver                     CO      80202       Condominium
0       0         0.375       7.25                       Yorba Linda                CA      92886       Single Family
0       0         0.375       7.375                      Laguna Hills               CA      92653       Single Family
0       0         0.375       8.125                      QUEEN CREEK                AZ      85242       PUD
0       0         0.375       8.125                      Bakersfield                CA      93314       Single Family
0       0         0.375       8                          ROCKVILLE                  MD      20850       PUD
0       0         0.375       8.25                       NEWTOWN SQ                 PA      19073       PUD
0       0         0.375       8                          Arvada                     CO      80004       Condominium
0       0         0.375       8.125                      Saint Louis                MO      63118       2-4 Family
0       0         0.375       8.125                      Kansas City                KS      66102       Single Family
0       0         0.375       6.625                      BEAVER CREEK               CO      81620       Condominium
0       0         0.375       8.125                      MURRIETA                   CA      92563       Single Family
0       0         0.375       8.25                       FORT MYERS                 FL      33916       Single Family
0       0         0.375       8.125                      Austell                    GA      30168       Townhouse
0       0         0.375       8                          KANSAS CITY                MO      64118       PUD
0       0         0.375       7.625                      Fort Myers                 FL      33919       Single Family
0       0         0.375       6.625                      Yorktown                   VA      23693       PUD
0       0         0.375       7.125                      ELK GROVE                  CA      95758       Single Family
0       0         0.375       7.25                       San Francisco              CA      94132       Single Family
0       0         0.375       8                          Spokane                    WA      99201       Single Family
0       0         0.375       7.125                      ANAHEIM                    CA      92804       Single Family
0       0         0.375       7.625                      NASHVILLE                  TN      37215       PUD
0       0         0.375       8.125                      HOUSTON                    TX      77074       Single Family
0       0         0.375       8.125                      Kissimmee                  FL      34747       PUD
0       0         0.375       6.875                      Washington                 DC      20002       Single Family
0       0         0.375       8.125                      SAN JOSE                   CA      95128       Condominium
0       0         0.375       8.25                       North Las Vegas            NV      89084       PUD
0       0         0.375       8.125                      Dallas                     TX      75229       Single Family
0       0         0.375       8.125                      Alexandria                 VA      22304       PUD
0       0         0.375       6                          Chicago                    IL      60640       2-4 Family
0       0         0.375       7.875                      SEATTLE                    WA      98199       Single Family
0       0         0.375       8.125                      Fort Myers Beach           FL      33931       Condominium
0       0         0.375       7                          Sumner                     WA      98390       PUD
0       0         0.375       6.5                        Miramar                    FL      33027       PUD
0       0         0.375       7.375                      Mitchellville              MD      20721       PUD
0       0         0.375       6.75                       UPLAND                     CA      91784       Single Family
0.000   0.000     0.359       7.035

***

ORIGINAL_BALANCE      FIRST_PAY_DATE   LOAN_TO_VALUE     MI                MERS_ID1                 MARGIN    NEXT_RATE_ADJ_DATE1
174800                20051001         80                No MI             1.00E+17                 2.25      20100901
350000                20060201         43.20999908       No MI             1.00E+17                 2.25      20110101
156000                20050901         80                No MI             1.00E+17                 2.25      20100801
532000                20060301         80                No MI             1.00E+17                 2.25      20110201
396000                20051101         80                No MI             1.00E+17                 2.25      20101001
264000                20060101         80                No MI             1.00E+17                 2.25      20101201
323920                20060101         80                No MI             1.00E+17                 2.25      20101201
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
523200                20060201         80                No MI             1.00E+17                 2.25      20110101
391900                20060201         80                No MI             1.00E+17                 2.25      20110101
205300                20060301         74.65000153       No MI             1.00E+17                 2.25      20110201
249750                20060301         80                No MI             1.00E+17                 2.25      20110201
388800                20060201         80                No MI             1.00E+17                 2.25      20110101
246600                20060101         78.54000092       No MI             1.00E+17                 2.25      20081201
254400                20060201         60                No MI             1.00E+17                 2.25      20110101
276000                20060101         80                No MI             1.00E+17                 2.25      20081201
449000                20060201         77.41000366       No MI             1.00E+17                 2.25      20110101
495600                20060101         80                No MI             1.00E+17                 2.25      20101201
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
224550                20050701         90                GE Capital MI     1.00E+17                 2.25      20120601
511200                20060301         80                No MI             1.00E+17                 2.25      20130201
440643                20060201         70                No MI             1.00E+17                 2.25      20130101
511060                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
510100                20060201         80                No MI             1.00E+17                 2.25      20110101
438000                20060201         79.98999786       No MI             1.00E+17                 2.25      20130101
960000                20060201         80                No MI             1.00E+17                 2.25      20130101
640765                20060201         80                No MI             1.00E+17                 2.25      20110101
580000                20060201         80                No MI             1.00E+17                 2.25      20110101
453200                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060201         53.70999908       No MI             1.00E+17                 2.25      20110101
586000                20060201         65.62000275       No MI             1.00E+17                 2.25      20110101
486950                20060201         79.98999786       No MI             1.00E+17                 2.25      20130101
508000                20060201         79.37999725       No MI             1.00E+17                 2.25      20110101
700000                20060201         70.70999908       No MI             1.00E+17                 2.25      20110101
543000                20060201         42.59000015       No MI             1.00E+17                 2.25      20110101
431250                20060201         75                No MI             1.00E+17                 2.25      20110101
333600                20060201         80                No MI             1.00E+17                 2.25      20110101
54400                 20060201         80                No MI             1.00E+17                 2.25      20110101
171972                20060201         70                No MI             1.00E+17                 2.25      20110101
158753                20060201         80                No MI             1.00E+17                 2.25      20110101
268208                20060201         80                No MI             1.00E+17                 2.25      20090101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
480000                20060201         61.15000153       No MI             1.00E+17                 2.25      20110101
101250                20060101         75                No MI             1.00E+17                 2.25      20101201
162580                20060201         80                No MI             1.00E+17                 2.25      20110101
399944                20060201         72.31999969       No MI             1.00E+17                 2.25      20110101
176800                20060201         80                No MI             1.00E+17                 2.25      20110101
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
205400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
348000                20060201         80                No MI             1.00E+17                 2.25      20110101
129780                20060301         80                No MI             1.00E+17                 2.25      20110201
390000                20060201         80                No MI             1.00E+17                 2.25      20110101
114400                20060201         65                No MI             1.00E+17                 2.25      20110101
218000                20060201         79.26999664       No MI             1.00E+17                 2.25      20110101
150280                20060201         80                No MI             1.00E+17                 2.25      20110101
112720                20060301         80                No MI             1.00E+17                 2.25      20110201
384000                20060201         64                No MI             1.00E+17                 2.25      20110101
318500                20060201         65                No MI             1.00E+17                 2.25      20110101
284000                20060201         80                No MI             1.00E+17                 2.25      20110101
207920                20060201         80                No MI             1.00E+17                 2.25      20110101
415800                20060301         79.19999695       No MI             1.00E+17                 2.25      20110201
182400                20060301         80                No MI             1.00E+17                 2.25      20110201
257600                20060201         80                No MI             1.00E+17                 2.25      20110101
173160                20060301         41.72999954       No MI             1.00E+17                 2.25      20110201
217200                20060301         80                No MI             1.00E+17                 2.25      20110201
187796                20060201         80                No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
337520                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060301         80                No MI             1.00E+17                 2.25      20110201
177637                20060301         80                No MI             1.00E+17                 2.25      20110201
254600                20060301         64.45999908       No MI             1.00E+17                 2.25      20110201
58400                 20060301         80                No MI             1.00E+17                 2.25      20110201
172960                20060201         80                No MI             1.00E+17                 2.25      20110101
1365000               20060301         65                No MI             1.00E+17                 2.25      20130201
1300000               20060301         57.77999878       No MI             1.00E+17                 2.25      20110201
420000                20060301         80                No MI             1.00E+17                 2.25      20130201
650000                20060301         73.02999878       No MI             1.00E+17                 2.25      20130201
504000                20060301         80                No MI             1.00E+17                 2.25      20130201
492000                20060301         80                No MI             1.00E+17                 2.25      20130201
484000                20060301         80                No MI             1.00E+17                 2.25      20130201
444700                20060301         76.05999756       No MI             1.00E+17                 2.25      20130201
443200                20060301         80                No MI             1.00E+17                 2.25      20130201
600000                20060301         80                No MI             1.00E+17                 2.25      20130201
784000                20060301         80                No MI             1.00E+17                 2.25      20130201
750000                20060301         58.31999969       No MI             1.00E+17                 2.25      20130201
760000                20060301         76                No MI             1.00E+17                 2.25      20110201
504800                20060301         80                No MI             1.00E+17                 2.25      20130201
556000                20060301         80                No MI             1.00E+17                 2.25      20130201
640000                20060301         80                No MI             1.00E+17                 2.25      20130201
853492                20060301         75                No MI             1.00E+17                 2.25      20130201
732600                20060301         75                No MI             1.00E+17                 2.25      20130201
450000                20060301         75                No MI             1.00E+17                 2.25      20110201
999000                20060301         76.84999847       No MI             1.00E+17                 2.25      20130201
457500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
418735                20060201         80                No MI             1.00E+17                 2.25      20110101
479990                20060201         80                No MI             1.00E+17                 2.25      20110101
455051                20060201         73.98999786       No MI             1.00E+17                 2.25      20130101
520000                20060301         80                No MI             1.00E+17                 2.25      20110201
131200                20060201         80                No MI             1.00E+17                 2.25      20110101
175920                20060201         80                No MI             1.00E+17                 2.25      20110101
220875                20060201         75                No MI             1.00E+17                 2.25      20110101
343960                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
348000                20060101         80                No MI             1.00E+17                 2.25      20101201
151200                20060201         80                No MI             1.00E+17                 2.25      20110101
381500                20060201         70                No MI             1.00E+17                 2.25      20110101
222191                20060201         80                No MI             1.00E+17                 2.25      20110101
230648                20060201         65                No MI             1.00E+17                 2.25      20110101
234700                20060201         76.94999695       No MI             1.00E+17                 2.25      20110101
203200                20060201         80                No MI             1.00E+17                 2.25      20110101
191900                20060201         40.83000183       No MI             1.00E+17                 2.25      20110101
416000                20060201         80                No MI             1.00E+17                 2.25      20110101
115920                20060201         80                No MI             1.00E+17                 2.25      20110101
640000                20060201         80                No MI             1.00E+17                 2.25      20110101
354600                20060101         79.98999786       No MI             1.00E+17                 2.25      20121201
280000                20060101         80                No MI             1.00E+17                 2.25      20101201
248000                20060101         80                No MI             1.00E+17                 2.25      20101201
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
455000                20060201         66.80999756       No MI             1.00E+17                 2.25      20110101
385000                20060201         70                No MI             1.00E+17                 2.25      20110101
173773                20060201         80                No MI             1.00E+17                 2.25      20110101
71120                 20060201         80                No MI             1.00E+17                 2.25      20110101
164800                20060201         80                No MI             1.00E+17                 2.25      20110101
183200                20060101         80                No MI             1.00E+17                 2.25      20101201
389500                20060201         70.81999969       No MI                                      2.25      20110101
160000                20060101         80                No MI                                      2.25      20101201
152000                20060101         80                No MI             1.00E+17                 2.25      20101201
149600                20060201         80                No MI             1.00E+17                 2.25      20110101
131200                20060101         80                No MI             1.00E+17                 2.25      20101201
295200                20060101         80                No MI             1.00E+17                 2.25      20101201
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
247920                20060201         80                No MI             1.00E+17                 2.25      20110101
359960                20060201         80                No MI             1.00E+17                 2.25      20110101
174400                20060101         80                No MI             1.00E+17                 2.25      20101201
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
117600                20060201         80                No MI             1.00E+17                 2.25      20110101
191465                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
93000                 20060201         48.68999863       No MI             1.00E+17                 2.25      20110101
204000                20060101         80                No MI             1.00E+17                 2.25      20101201
400000                20060201         60.61000061       No MI             1.00E+17                 2.25      20110101
207920                20060201         80                No MI             1.00E+17                 2.25      20090101
164720                20060201         80                No MI             1.00E+17                 2.25      20110101
279500                20060101         65                No MI             1.00E+17                 2.25      20101201
186392                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
294000                20060201         80                No MI             1.00E+17                 2.25      20110101
190000                20060201         69.33999634       No MI             1.00E+17                 2.25      20110101
252943                20060201         80                No MI             1.00E+17                 2.25      20110101
186000                20060201         80                No MI             1.00E+17                 2.25      20110101
64000                 20060201         80                No MI             1.00E+17                 2.25      20110101
410000                20060201         73.20999908       No MI             1.00E+17                 2.25      20110101
460000                20060201         80                No MI             1.00E+17                 2.25      20110101
256000                20060201         80                No MI             1.00E+17                 2.25      20110101
230000                20060201         80                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
250000                20060201         78.12999725       No MI             1.00E+17                 2.25      20110101
144800                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060201         64                No MI             1.00E+17                 2.25      20090101
449578                20060201         80                No MI             1.00E+17                 2.25      20110101
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
648000                20060201         80                No MI             1.00E+17                 2.25      20110101
199500                20060201         63.84000015       No MI             1.00E+17                 2.25      20110101
246400                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         79.36000061       No MI             1.00E+17                 2.25      20110101
335000                20060101         62.61999893       No MI             1.00E+17                 2.25      20101201
326400                20060201         80                No MI             1.00E+17                 2.25      20090101
167565                20060201         72.84999847       No MI             1.00E+17                 2.25      20110101
267200                20060201         80                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
230852                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
232982                20060201         80                No MI             1.00E+17                 2.25      20110101
413000                20060101         70                No MI             1.00E+17                 2.25      20081201
209073                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
95332                 20060201         70.62000275       No MI             1.00E+17                 2.25      20110101
200000                20060201         55.70999908       No MI             1.00E+17                 2.25      20110101
206273                20060201         80                No MI             1.00E+17                 2.25      20110101
256000                20060201         80                No MI             1.00E+17                 2.25      20110101
244000                20060201         80                No MI             1.00E+17                 2.25      20110101
484000                20060201         80                No MI             1.00E+17                 2.25      20110101
214400                20060201         80                No MI             1.00E+17                 2.25      20110101
159250                20060201         65                No MI             1.00E+17                 2.25      20130101
478000                20060301         80                No MI             1.00E+17                 2.25      20130201
522400                20060301         80                No MI             1.00E+17                 2.25      20130201
770000                20060301         70                No MI             1.00E+17                 2.25      20110201
434000                20060301         68.30000305       No MI             1.00E+17                 2.25      20130201
850100                20060301         72.34999847       No MI             1.00E+17                 2.25      20110201
500000                20060301         80                No MI             1.00E+17                 2.25      20110201
525000                20060301         50.09000015       No MI             1.00E+17                 2.25      20130201
448800                20060301         79.90000153       No MI             1.00E+17                 2.25      20110201
1290000               20060301         75                No MI             1.00E+17                 2.25      20110201
627000                20060301         70.84999847       No MI             1.00E+17                 2.25      20110201
640000                20060301         80                No MI             1.00E+17                 2.25      20110201
1000000               20060301         66.66999817       No MI             1.00E+17                 2.25      20130201
500000                20060301         78.12999725       No MI             1.00E+17                 2.25      20130201
444000                20060301         80                No MI             1.00E+17                 2.25      20110201
750458                20060301         80                No MI             1.00E+17                 2.25      20130201
584000                20060301         80                No MI             1.00E+17                 2.25      20130201
446962                20060301         75                No MI             1.00E+17                 2.25      20110201
716000                20060301         80                No MI             1.00E+17                 2.25      20130201
636000                20060301         80                No MI             1.00E+17                 2.25      20130201
703200                20060301         80                No MI             1.00E+17                 2.25      20130201
560000                20060301         79.09999847       No MI             1.00E+17                 2.25      20110201
580000                20060301         80                No MI             1.00E+17                 2.25      20130201
650000                20060301         75.58000183       No MI             1.00E+17                 2.25      20110201
440000                20060301         70.29000092       No MI             1.00E+17                 2.25      20130201
568000                20060301         80                No MI             1.00E+17                 2.75      20130201
427500                20060301         75                No MI             1.00E+17                 2.25      20130201
550400                20060301         80                No MI             1.00E+17                 2.25      20110201
998000                20060301         71.29000092       No MI             1.00E+17                 2.25      20130201
427000                20060301         74.91000366       No MI             1.00E+17                 2.25      20130201
640000                20060301         80                No MI             1.00E+17                 2.25      20130201
425000                20060301         48.84999847       No MI             1.00E+17                 2.25      20110201
639200                20060301         80                No MI             1.00E+17                 2.25      20130201
1500000               20060201         56.29000092       No MI             1.00E+17                 2.25      20130101
464000                20060301         80                No MI             1.00E+17                 2.25      20110201
430000                20060301         79.62999725       No MI             1.00E+17                 2.25      20130201
482872                20060301         80                No MI             1.00E+17                 2.25      20130201
552000                20060201         64.19000244       No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
483200                20060201         80                No MI             1.00E+17                 2.25      20090101
145120                20060201         80                No MI             1.00E+17                 2.25      20110101
255000                20060201         78.45999908       No MI             1.00E+17                 2.25      20110101
182000                20060201         80                No MI             1.00E+17                 2.25      20110101
460000                20060201         77.97000122       No MI                                      2.25      20110101
345900                20060201         71.93000031       No MI             1.00E+17                 2.25      20110101
120400                20060201         70                No MI             1.00E+17                 2.25      20110101
94400                 20060201         80                No MI             1.00E+17                 2.25      20110101
183900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
184226                20060201         80                No MI             1.00E+17                 2.25      20110101
55920                 20060201         80                No MI             1.00E+17                 2.25      20110101
272798                20060201         80                No MI             1.00E+17                 2.25      20110101
197000                20060101         68.16999817       No MI             1.00E+17                 2.25      20101201
196480                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060301         80                No MI             1.00E+17                 2.25      20110201
131120                20060201         80                No MI             1.00E+17                 2.25      20110101
57520                 20060201         80                No MI             1.00E+17                 2.25      20110101
156800                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
506250                20051001         75                No MI             1.00E+17                 2.25      20100901
225750                20051101         75                No MI             1.00E+17                 2.25      20101001
278400                20060201         80                No MI             1.00E+17                 2.25      20110101
247200                20060201         80                No MI             1.00E+17                 2.25      20110101
122717                20051201         90                United Guaranty   1.00E+17                 2.25      20101101
400000                20051201         80                No MI             1.00E+17                 2.25      20101101
219752                20060201         80                No MI             1.00E+17                 2.25      20110101
665520                20060201         80                No MI             1.00E+17                 2.25      20110101
87520                 20060101         79.63999939       No MI             1.00E+17                 2.25      20101201
215920                20060201         80                No MI             1.00E+17                 2.25      20110101
271920                20060201         80                No MI             1.00E+17                 2.25      20110101
118781                20060201         80                No MI             1.00E+17                 2.25      20110101
134229                20060201         80                No MI             1.00E+17                 2.25      20090101
460000                20060201         80                No MI             1.00E+17                 2.25      20110101
262747                20060201         80                No MI             1.00E+17                 2.25      20110101
152100                20060301         65                No MI             1.00E+17                 2.25      20110201
123188                20060301         80                No MI             1.00E+17                 2.25      20110201
165920                20060301         80                No MI             1.00E+17                 2.25      20110201
562500                20060301         75                No MI             1.00E+17                 2.25      20110201
81640                 20060301         80                No MI             1.00E+17                 2.25      20110201
617600                20060101         80                No MI             1.00E+17                 2.25      20101201
469307                20060201         80                No MI             1.00E+17                 2.25      20130101
732000                20060201         80                No MI             1.00E+17                 2.25      20110101
500000                20060201         76.94000244       No MI             1.00E+17                 2.25      20130101
489915.2              20060201         80                No MI             1.00E+17                 2.25      20110101
617136                20060301         80                No MI             1.00E+17                 2.25      20110201
463722                20060201         80                No MI             1.00E+17                 2.25      20130101
443200                20060101         80                No MI             1.00E+17                 2.25      20121201
1190000               20060201         70                No MI             1.00E+17                 2.25      20130101
521752                20060201         80                No MI             1.00E+17                 2.25      20130101
464000                20060301         80                No MI             1.00E+17                 2.25      20110201
392222                20050901         80                No MI             1.00E+17                 2.25      20100801
428000                20051001         80                No MI             1.00E+17                 2.25      20100901
412000                20050901         79.83999634       No MI             1.00E+17                 2.25      20100801
896000                20051001         80                No MI             1.00E+17                 2.25      20100901
301600                20060301         80                No MI             1.00E+17                 2.25      20090201
140400                20060301         80                No MI             1.00E+17                 2.25      20110201
204000                20060301         80                No MI             1.00E+17                 2.25      20110201
197437                20060301         80                No MI             1.00E+17                 2.25      20110201
119000                20060101         79.76999664       No MI             1.00E+17                 2.25      20081201
165400                20060101         64.95999908       No MI             1.00E+17                 2.25      20081201
192000                20051001         80                No MI             1.00E+17                 2.25      20080901
258594                20060201         80                No MI             1.00E+17                 2.25      20110101
222519                20060201         39.74000168       No MI             1.00E+17                 2.25      20110101
444750                20060201         75                No MI             1.00E+17                 2.25      20110101
331482                20060201         80                No MI             1.00E+17                 2.25      20110101
153883                20060201         80                No MI             1.00E+17                 2.25      20110101
202648                20060201         80                No MI             1.00E+17                 2.25      20110101
155200                20060201         80                No MI             1.00E+17                 2.25      20110101
474084                20060201         80                No MI             1.00E+17                 2.25      20110101
212010                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
188803                20060201         80                No MI             1.00E+17                 2.25      20110101
162400                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         77.11000061       No MI             1.00E+17                 2.25      20110101
154058                20060201         80                No MI             1.00E+17                 2.25      20110101
325501                20060201         80                No MI             1.00E+17                 2.25      20090101
129214                20060201         74.26000214       No MI             1.00E+17                 2.25      20090101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
178400                20060201         80                No MI             1.00E+17                 2.25      20110101
124740                20060201         80                No MI             1.00E+17                 2.25      20110101
171200                20060201         80                No MI             1.00E+17                 2.25      20110101
169280                20060201         80                No MI             1.00E+17                 2.25      20110101
319200                20060201         80                No MI             1.00E+17                 2.25      20110101
170400                20060201         80                No MI             1.00E+17                 2.25      20110101
127280                20060201         80                No MI             1.00E+17                 2.25      20110101
349551                20060201         80                No MI             1.00E+17                 2.25      20110101
177548                20060201         76.52999878       No MI             1.00E+17                 2.25      20110101
98320                 20060201         80                No MI             1.00E+17                 2.25      20110101
423920                20060201         80                No MI             1.00E+17                 2.25      20110101
178680                20060201         80                No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
209848                20060301         80                No MI             1.00E+17                 2.25      20110201
136000                20060301         80                No MI             1.00E+17                 2.25      20090201
231200                20060301         80                No MI             1.00E+17                 2.25      20110201
56000                 20060301         80                No MI             1.00E+17                 2.25      20090201
115920                20060301         80                No MI             1.00E+17                 2.25      20110201
228000                20060301         80                No MI             1.00E+17                 2.25      20110201
285600                20060301         80                No MI             1.00E+17                 2.25      20110201
201789                20060201         80                No MI             1.00E+17                 2.25      20110101
159944                20060201         80                No MI             1.00E+17                 2.25      20110101
308000                20060201         80                No MI             1.00E+17                 2.25      20110101
500000                20060201         64.09999847       No MI             1.00E+17                 2.25      20110101
189348                20060201         80                No MI             1.00E+17                 2.25      20110101
352000                20060201         80                No MI             1.00E+17                 2.25      20090101
191920                20060201         80                No MI             1.00E+17                 2.25      20110101
142400                20060201         80                No MI             1.00E+17                 2.25      20090101
156028                20060201         80                No MI             1.00E+17                 2.25      20110101
212800                20060201         80                No MI             1.00E+17                 2.25      20110101
187200                20060201         80                No MI             1.00E+17                 2.25      20110101
210400                20060201         80                No MI             1.00E+17                 2.25      20110101
424000                20060201         80                No MI             1.00E+17                 2.25      20110101
336000                20060201         80                No MI             1.00E+17                 2.25      20110101
537325                20060201         80                No MI             1.00E+17                 2.25      20110101
300200                20060201         80                No MI             1.00E+17                 2.25      20110101
346500                20060201         75                No MI             1.00E+17                 2.25      20110101
154950                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         41.38000107       No MI             1.00E+17                 2.25      20110101
468000                20060101         80                No MI             1.00E+17                 2.25      20101201
284655                20060201         80                No MI             1.00E+17                 2.25      20110101
163800                20060201         74.97000122       No MI             1.00E+17                 2.25      20110101
199482                20060201         80                No MI             1.00E+17                 2.25      20110101
906476                20060301         75.54000092       No MI             1.00E+17                 2.25      20110201
240000                20060301         80                No MI             1.00E+17                 2.25      20110201
350400                20060301         80                No MI             1.00E+17                 2.25      20090201
109600                20060301         77.45999908       No MI             1.00E+17                 2.25      20110201
265000                20060301         79.81999969       No MI             1.00E+17                 2.25      20110201
172000                20060301         80                No MI             1.00E+17                 2.25      20110201
219200                20060201         80                No MI             1.00E+17                 2.25      20110101
158800                20060301         80                No MI             1.00E+17                 2.25      20110201
238707                20060301         80                No MI             1.00E+17                 2.25      20110201
1000000               20060201         62.5              No MI             1.00E+17                 2.25      20110101
760000                20060301         80                No MI             1.00E+17                 2.25      20110201
384000                20060201         80                No MI             1.00E+17                 2.25      20110101
324000                20060301         80                No MI             1.00E+17                 2.25      20110201
480000                20060301         80                No MI             1.00E+17                 2.25      20110201
239876                20060301         79.95999908       No MI             1.00E+17                 2.25      20110201
237600                20060301         80                No MI             1.00E+17                 2.25      20110201
284800                20060101         80                No MI             1.00E+17                 2.25      20101201
92800                 20060301         80                No MI             1.00E+17                 2.25      20110201
68800                 20060301         80                No MI             1.00E+17                 2.25      20110201
127400                20060301         65                No MI             1.00E+17                 2.25      20110201
152000                20060301         80                No MI             1.00E+17                 2.25      20110201
107360                20060301         80                No MI             1.00E+17                 2.25      20110201
164000                20060301         80                No MI             1.00E+17                 2.25      20110201
126000                20060201         70                No MI             1.00E+17                 2.25      20110101
64800                 20060301         80                No MI             1.00E+17                 2.25      20110201
468000                20060301         80                No MI             1.00E+17                 2.25      20110201
1000000               20060301         71.19999695       No MI             1.00E+17                 2.25      20110201
640000                20060301         80                No MI             1.00E+17                 2.25      20130201
520000                20060301         77.04000092       No MI             1.00E+17                 2.25      20110201
999000                20060301         68.90000153       No MI             1.00E+17                 2.25      20110201
633600                20060301         66                No MI             1.00E+17                 2.25      20130201
1365740               20060201         80                No MI             1.00E+17                 2.25      20110101
491986                20060201         79.98999786       No MI             1.00E+17                 2.25      20130101
460000                20060301         80                No MI             1.00E+17                 2.25      20130201
468000                20060301         80                No MI             1.00E+17                 2.25      20130201
516000                20060301         80                No MI             1.00E+17                 2.25      20110201
432000                20060301         80                No MI             1.00E+17                 2.75      20130201
1400000               20060201         80                No MI             1.00E+17                 2.25      20110101
560000                20060301         70                No MI             1.00E+17                 2.25      20130201
560000                20060301         80                No MI             1.00E+17                 2.25      20110201
425600                20060301         80                No MI             1.00E+17                 2.25      20110201
650000                20060301         74.70999908       No MI             1.00E+17                 2.25      20130201
240000                20060301         75                No MI             1.00E+17                 2.25      20110201
500000                20060201         80                No MI             1.00E+17                 2.75      20110101
377000                20060301         65                No MI             1.00E+17                 2.25      20110201
184800                20060301         80                No MI             1.00E+17                 2.25      20110201
166760                20060301         80                No MI             1.00E+17                 2.25      20110201
342300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
132480                20060301         80                No MI             1.00E+17                 2.25      20110201
292000                20060301         80                No MI             1.00E+17                 2.25      20110201
159375                20060301         75                No MI             1.00E+17                 2.25      20110201
668250                20060201         74.25             No MI             1.23E+17                 2.25      20110101
400000                20060101         42.11000061       No MI                                      2.25      20101201
245550                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
672000                20060301         80                No MI             1.00E+17                 2.25      20110201
196000                20060301         80                No MI             1.00E+17                 2.25      20110201
124950                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
133400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
118152                20060201         80                No MI             1.00E+17                 2.25      20110101
113680                20060201         80                No MI             1.00E+17                 2.25      20110101
203156                20060201         80                No MI             1.00E+17                 2.25      20110101
112232                20060201         80                No MI             1.00E+17                 2.25      20110101
177592                20060201         80                No MI             1.00E+17                 2.25      20110101
663750                20060301         75                No MI             1.00E+17                 2.25      20130201
410000                20060201         78.09999847       No MI             1.00E+17                 2.25      20110101
318400                20060201         69.98999786       No MI             1.00E+17                 2.25      20110101
145200                20060201         80                No MI             13350525                 2.25      20110101
143300                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
149500                20060201         65                No MI             1.00E+17                 2.25      20110101
199192                20060301         80                No MI             1.00E+17                 2.25      20110201
135100                20051101         70                No MI             1.00E+17                 2.25      20101001
240000                20060301         80                No MI             1.00E+17                 2.25      20110201
234200                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
192500                20060301         70                No MI             1.00E+17                 2.25      20110201
242500                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
92800                 20060201         77.33000183       No MI             1.00E+17                 2.25      20090101
244000                20060301         80                No MI             1.00E+17                 2.25      20110201
205600                20060301         80                No MI             1.00E+17                 2.25      20110201
166714                20060301         80                No MI             1.00E+17                 2.25      20110201
107800                20060301         66.12999725       No MI             1.00E+17                 2.25      20110201
335025                20060101         75                No MI             1.00E+17                 4         20101201
139880                20060201         80                No MI             1000321-0000052493       2.25      20110101
270000                20060301         75                No MI             1.00E+17                 2.25      20110201
516000                20060201         80                No MI             1.00E+17                 2.25      20090101
960000                20060301         80.06999969       No MI             1.00E+17                 2.25      20110201
417000                20060201         78.65000153       No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
349600                20060201         80                No MI             1.00E+17                 2.25      20090101
147920                20060201         80                No MI             1.00E+17                 2.25      20110101
113600                20060301         80                No MI             1.00E+17                 2.25      20110201
422474                20060201         80                No MI             1.00E+16                 2.25      20110101
623200                20060201         80                No MI             1.00E+17                 2.25      20110101
268600                20060301         80                No MI             1.00E+17                 2.25      20110201
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
143332                20060201         60.56999969       No MI             1.00E+17                 2.25      20110101
214240                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
220400                20060201         80                No MI             1.00E+17                 2.25      20110101
392000                20060301         80                No MI             1.00E+15                 2.25      20110201
97500                 20060301         75                No MI             1.00E+17                 2.25      20110201
502800                20060301         80                No MI             1.00E+17                 2.25      20110201
116150                20060201         74.94000244       No MI             1.00E+17                 2.25      20110101
173950                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
474950                20060301         80                No MI             1.00E+17                 2.25      20110201
51600                 20060201         80                No MI             1.00E+17                 2.25      20110101
106000                20060201         22.31999969       No MI             1.00E+17                 2.25      20130101
252000                20051201         80                No MI             1.00E+17                 2.25      20101101
230000                20060301         80                No MI             1.00E+17                 2.25      20110201
86376                 20060201         69.80000305       No MI             1.00E+17                 2.25      20110101
160000                20060301         59.25999832       No MI             1.00E+17                 2.25      20110201
165750                20060201         65                No MI             1.00E+17                 2.25      20110101
225000                20060201         75                No MI             1.00E+17                 2.25      20110101
93100                 20060201         70                No MI             1.00E+17                 2.25      20110101
226000                20060301         51.36000061       No MI             1.00E+17                 2.25      20110201
245427                20060201         80                No MI             1.00E+17                 2.25      20110101
196720                20060201         80                No MI             1.00E+17                 2.75      20110101
354400                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060301         80                No MI             1.00E+17                 2.25      20110201
221963                20060301         70                No MI             1.00E+17                 2.25      20110201
178444                20060301         80                No MI             1.00E+17                 2.25      20110201
104000                20060301         80                No MI             1.00E+17                 2.25      20110201
90000                 20060301         75                No MI             1.00E+17                 2.25      20110201
205600                20060201         80                No MI             1.00E+17                 2.25      20110101
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
409900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
374268                20060301         80                No MI             1.00E+17                 2.25      20110201
194800                20060301         80                No MI             1.00E+17                 2.25      20110201
420850                20060301         64.84999847       No MI             1.00E+17                 2.25      20110201
356500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
245000                20060201         68.05999756       No MI             1.00E+17                 2.25      20110101
276000                20060201         67.31999969       No MI             1.00E+17                 2.25      20110101
379000                20060201         79.98000336       No MI             1.00E+17                 2.25      20130101
124669                20060201         80                No MI             1.00E+17                 2.75      20110101
107175                20060201         75                No MI             1.00E+17                 2.25      20110101
548180                20060201         80                No MI             1.00E+17                 2.25      20110101
170400                20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
200000                20060101         54.34999847       No MI             1.00E+17                 2.25      20101201
448500                20060201         80                No MI             1.00E+17                 2.25      20110101
212000                20060301         80                No MI             1.00E+17                 2.25      20110201
142500                20060201         75                No MI             1.00E+17                 2.25      20110101
178400                20060201         80                No MI             1.00E+17                 2.25      20110101
203889                20060201         80                No MI                                      2.375     20110101
222087                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
288750                20060201         75                No MI             1.00E+17                 2.25      20110101
312000                20060201         65                No MI             1.00E+17                 2.25      20110101
215000                20060201         57.33000183       No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20090101
149120                20060201         80                No MI             1.00E+17                 2.25      20110101
244800                20060201         80                No MI             1.00E+17                 2.25      20110101
129688                20060201         80                No MI             1.00E+17                 2.25      20090101
184948                20060201         80                No MI             1.00E+17                 2.25      20090101
377500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
1067000               20060201         51.41999817       No MI             1.00E+17                 2.25      20110101
259920                20060201         80                No MI             1.00E+17                 2.25      20110101
535000                20060201         79.91000366       No MI             1.00E+17                 2.25      20130101
183990                20060201         80                No MI             1.00E+17                 2.25      20110101
252250                20060201         80                No MI             1.00E+17                 2.75      20110101
227960                20060301         80                No MI             1.00E+17                 2.25      20110201
105520                20060201         80                No MI             1.00E+17                 2.25      20110101
144800                20060201         80                No MI             1.00E+17                 2.25      20110101
511600                20060201         80                No MI             1.00E+17                 2.25      20110101
271992                20060201         80                No MI                                      2.25      20110101
229004                20060201         80                No MI                                      2.25      20110101
300000                20060201         75                No MI             1.00E+17                 2.25      20130101
230660                20060201         80                No MI                                      2.25      20110101
328930                20060301         70                No MI             1.00E+17                 2.25      20110201
234780                20060201         80                No MI             1.00E+17                 2.25      20110101
59200                 20060201         80                No MI             1.00E+17                 2.25      20110101
150000                20060101         80                No MI             1.00E+17                 2.75      20101201
385000                20060201         70                No MI             1.00E+17                 2.25      20110101
224000                20060301         80                No MI             1.00E+17                 2.25      20110201
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
479920                20060201         80                No MI             1.00E+16                 2.25      20110101
290000                20060201         59.91999817       No MI             1.00E+17                 2.25      20110101
223920                20060201         80                No MI             1.00E+17                 2.25      20110101
245500                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
210400                20060201         80                No MI             1.00E+17                 2.25      20110101
164800                20060201         64.62999725       No MI             1.00E+17                 2.25      20110101
465000                20060201         73.80999756       No MI             1.00E+17                 2.25      20110101
392000                20060201         80                No MI             1.00E+17                 2.25      20110101
190400                20060201         80                No MI             1.00E+17                 2.25      20110101
188600                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
355600                20060201         70                No MI             1.00E+17                 2.25      20110101
412800                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20130101
300000                20060301         53.56999969       No MI             1.00E+17                 2.25      20110201
178936                20060301         80                No MI             1.00E+17                 2.25      20110201
220000                20060201         48.56999969       No MI             1.00E+17                 2.25      20110101
337500                20060201         75                No MI             1.00E+17                 2.25      20110101
190320                20060301         80                No MI             1.00E+17                 2.25      20090201
209600                20060201         80                No MI             1.00E+17                 2.25      20110101
74400                 20060301         80                No MI             1.00E+17                 2.25      20110201
181875                20060201         80                No MI                                      2.25      20110101
340512                20060201         80                No MI                                      2.25      20110101
242432                20060201         80                No MI             1.00E+17                 2.25      20110101
540412                20060201         80                No MI                                      2.25      20110101
265704                20060201         80                No MI             1.00E+17                 2.25      20110101
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
80400                 20060201         75.48999786       No MI             1.00E+17                 2.25      20110101
172000                20060101         80                No MI             1.00E+17                 2.75      20101201
273000                20060201         65                No MI             1.00E+17                 2.25      20110101
258000                20060201         27.12000084       No MI             1.00E+17                 2.25      20110101
241600                20060201         80                No MI             1.00E+17                 2.25      20110101
143920                20060201         80                No MI             1.00E+17                 2.25      20110101
159920                20060201         80                No MI             1.00E+17                 2.25      20110101
760120                20060301         80                No MI             1.00E+17                 2.25      20110201
206250                20060101         75                No MI                                      2.25      20101201
1267500               20060201         65                No MI             1.00E+17                 2.25      20110101
158600                20060201         62.20000076       No MI             1.00E+17                 2.25      20110101
288000                20060101         80                No MI             1.00E+17                 2.25      20101201
182250                20060101         75                No MI                                      2.25      20101201
330000                20060201         57.88999939       No MI             1.00E+17                 2.25      20110101
134600                20051101         80                No MI             1.00E+17                 2.25      20101001
316000                20060201         80                No MI             1.00E+17                 2.25      20110101
263950                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
359000                20060201         79.33999634       No MI             1.00E+17                 2.25      20110101
417000                20060201         79.48000336       No MI             1.00E+16                 2.25      20110101
178400                20060201         80                No MI             1.00E+17                 2.25      20110101
223920                20060201         80                No MI             1.00E+17                 2.25      20110101
125792                20060201         80                No MI             1.00E+17                 2.75      20110101
65000                 20060201         82.27999878       United Guaranty   1.00E+17                 2.25      20090101
380000                20060301         80                No MI             1.00E+17                 2.25      20110201
399650                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
223383                20060101         80                No MI             1.00E+17                 2.75      20101201
132000                20060101         75.43000031       No MI             1.00E+17                 2.75      20101201
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
780000                20060201         65                No MI             1.00E+17                 2.25      20110101
192700                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
287100                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
242700                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
79200                 20060301         80                No MI             1.00E+17                 2.25      20110201
134750                20060201         70                No MI             1.00E+17                 2.25      20110101
328000                20060101         80                No MI             1.00E+17                 2.25      20101201
669000                20060301         76.90000153       No MI             1.00E+17                 2.25      20110201
134750                20060201         70                No MI             1.00E+17                 2.25      20110101
171858                20060301         70                No MI             1.00E+17                 2.25      20110201
960000                20060101         80                No MI             1.00E+17                 2.25      20101201
639650                20060201         80                No MI             1.00E+17                 2.25      20110101
612500                20060301         70                No MI             1.00E+17                 2.25      20110201
205000                20050901         100               Mortgage Guaranty 1.00E+17                 2.75      20100801
131900                20050701         79.36000061       No MI             1.00E+17                 2.75      20100601
189500                20050801         79.98999786       No MI             1.00E+17                 2.75      20100701
100000                20050901         80                No MI             1.00E+17                 2.75      20100801
508000                20050901         80                No MI             1.00E+17                 2.75      20100801
432000                20051001         64.48000336       No MI             1.00E+17                 2.75      20080901
300000                20060101         41.38000107       No MI             1.00E+17                 2.25      20101201
87920                 20051101         80                No MI             M10035300507220026       5         20101001
150000                20060301         56.59999847       No MI             1.00E+17                 2.25      20110201
284000                20060301         80                No MI             1.00E+17                 2.25      20110201
116000                20060301         80                No MI             1.00E+17                 2.25      20110201
628000                20060301         80                No MI             1.00E+17                 2.25      20110201
128000                20060301         80                No MI             1.00E+17                 2.25      20110201
268500                20060301         80                No MI             1.00E+17                 2.25      20110201
417000                20060301         74.45999908       No MI             1.00E+17                 2.25      20110201
279918                20060301         75                No MI             1.00E+17                 2.25      20110201
180000                20060301         75                No MI             1.00E+17                 2.25      20110201
437360                20060301         80                No MI             1.00E+17                 2.25      20110201
152000                20060301         80                No MI             1.00E+17                 2.25      20110201
193600                20060301         80                No MI             1.00E+17                 2.25      20110201
253100                20060301         74.98999786       No MI             1.00E+17                 2.25      20110201
299000                20060301         77.26000214       No MI             1.00E+17                 2.25      20130201
110320                20060301         80                No MI             1.00E+17                 2.25      20110201
664000                20060301         80                No MI             1.00E+17                 2.25      20110201
337500                20060301         75                No MI                                      2.25      20110201
137600                20060301         80                No MI             1.00E+17                 2.25      20110201
244000                20060301         80                No MI             1.00E+17                 2.25      20110201
417000                20060301         78.68000031       No MI             1.00E+17                 2.25      20110201
409000                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
162240                20060301         80                No MI             1.00E+17                 2.25      20110201
103350                20060301         65                No MI             1.00E+17                 2.25      20110201
104000                20060301         80                No MI             1.00E+17                 2.25      20110201
328000                20060301         80                No MI             1.00E+17                 2.25      20110201
712500                20060201         75                No MI             1.00E+17                 2.25      20090101
900000                20060101         75                No MI             1.00E+17                 2.25      20101201
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060301         80                No MI             1.00E+17                 2.25      20110201
192000                20060301         80                No MI             1.00E+17                 2.25      20110201
99200                 20060301         80                No MI             1.00E+17                 2.25      20110201
492000                20060201         80                No MI             1.00E+17                 2.25      20110101
419920                20060201         80                No MI             1.00E+17                 2.25      20110101
139750                20060301         65                No MI             1.00E+17                 2.25      20110201
73500                 20060301         70                No MI             1001846-9815122113       2.25      20110201
268800                20060101         80                No MI             1.00E+17                 2.25      20101201
171250                20060201         65                No MI             1.00E+17                 2.75      20110101
224000                20060201         80                No MI             1.00E+17                 2.75      20110101
440000                20060201         73.33000183       No MI             1.00E+17                 2.25      20110101
1410000               20060201         67.62999725       No MI             1.00E+17                 2.25      20130101
1000000               20060201         80                No MI             1.00E+17                 2.25      20130101
2900000               20060301         65.91000366       No MI             1.00E+17                 2.25      20110201
500000                20060301         80                No MI             1.00E+17                 2.25      20130201
562500                20060301         75                No MI             1.00E+17                 2.25      20130201
788000                20060201         73.26999664       No MI             1.00E+17                 2.25      20130101
723750                20060301         75                No MI             1.00E+17                 2.25      20130201
628000                20060301         80                No MI             1.00E+17                 2.25      20130201
583000                20060301         52.04999924       No MI             1.00E+17                 2.25      20110201
556000                20060301         80                No MI             1.00E+17                 2.25      20110201
870000                20060201         66.91999817       No MI             1.00E+17                 2.25      20130101
900000                20060201         75                No MI             1.00E+17                 2.25      20110101
1860000               20060301         80                No MI             1.00E+17                 2.25      20130201
520000                20060201         80                No MI             1.00E+17                 2.25      20130101
1000000               20060301         71.43000031       No MI             1.00E+17                 2.25      20110201
425000                20060301         44.97000122       No MI             1.00E+17                 2.25      20130201
507200                20060301         80                No MI             1.00E+17                 2.25      20130201
436000                20060301         80                No MI             1.00E+17                 2.25      20130201
164546                20060301         80                No MI             1.00E+17                 2.25      20110201
294000                20060301         80                No MI             1.00E+17                 2.25      20110201
185000                20060201         71.15000153       No MI             1.00E+17                 2.25      20110101
169640                20060201         80                No MI             1.00E+17                 2.25      20110101
337600                20060201         80                No MI             1.00E+17                 2.25      20110101
215000                20060301         79.97000122       No MI             1.00E+17                 2.25      20110201
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
439200                20060201         80                No MI             1.00E+17                 2.25      20110101
132500                20060301         54.08000183       No MI             1.00E+17                 2.25      20110201
136500                20060301         71.83999634       No MI             1.00E+17                 2.25      20110201
128000                20060301         80                No MI             1.00E+17                 2.25      20110201
345997                20060201         80                No MI             1.00E+17                 2.25      20110101
118300                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
119250                20060301         79.98000336       No MI             1.00E+17                 2.25      20110201
411360                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060201         80                No MI             1.00E+17                 2.25      20110101
137250                20060301         75                No MI             1.00E+17                 2.25      20130201
518439                20060201         80                No MI             1.00E+17                 2.25      20110101
523497                20060201         80                No MI             1.00E+17                 2.25      20110101
390000                20060301         66.09999847       No MI             1.00E+17                 2.25      20110201
402384                20060301         80                No MI             1.00E+17                 2.25      20110201
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
318400                20060301         80                No MI             1.00E+17                 2.25      20110201
283072                20060301         80                No MI             1.00E+17                 2.25      20110201
208908                20060301         54.97999954       No MI             1.00E+17                 2.25      20110201
247520                20060301         80                No MI             1.00E+17                 2.25      20090201
196000                20060301         80                No MI             1.00E+17                 2.25      20110201
208000                20060301         80                No MI             1.00E+17                 2.25      20110201
82555                 20050801         95                United Guaranty                            2.25      20120701
201850                20060301         69.83999634       No MI             1.00E+17                 2.25      20110201
368558                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
559000                20060201         79.86000061       No MI             1.00E+17                 2.25      20110101
199100                20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
115255                20060201         80                No MI             1.00E+17                 2.25      20110101
176487                20060201         74.77999878       No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
406400                20060201         80                No MI             1.00E+17                 2.25      20110101
139750                20060201         65                No MI             1.00E+17                 2.25      20110101
120186                20060201         80                No MI             1.00E+17                 2.25      20110101
194800                20060201         80                No MI             1.00E+17                 2.25      20110101
150164                20060201         80                No MI             1.00E+17                 2.25      20110101
94000                 20060201         46.52999878       No MI             1.00E+17                 2.25      20110101
282578                20060201         61.43000031       No MI             1.00E+17                 2.25      20130101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
111344                20060201         80                No MI             1.00E+17                 2.25      20110101
223920                20050801         80                No MI             1.00E+17                 2.25      20100701
152950                20060201         95                Radian Guaranty   1.00E+17                 2.25      20110101
367000                20060201         61.16999817       No MI             1.00E+17                 2.25      20110101
455730                20060201         80                No MI             1.00E+17                 2.25      20110101
191120                20060201         80                No MI             1.00E+17                 2.25      20110101
658000                20060301         70                No MI             1.00E+17                 2.25      20110201
182647                20060301         65                No MI             1.00E+17                 2.25      20110201
178000                20060201         80                No MI             1.00E+17                 2.25      20090101
167600                20050901         80                No MI             1.00E+17                 2.25      20100801
213200                20051001         80                No MI             1.00E+17                 2.25      20100901
249600                20050901         80                No MI             1.00E+17                 2.25      20100801
72500                 20051001         74.97000122       No MI             1.00E+17                 2.25      20100901
116000                20050901         80                No MI             1.00E+17                 2.25      20100801
171150                20050901         68.51999664       No MI             1.00E+17                 2.25      20120801
191920                20051001         80                No MI             1.00E+17                 2.25      20100901
70800                 20050901         80                No MI             1.00E+17                 2.25      20100801
106320                20051001         80                No MI             1.00E+17                 2.25      20100901
272000                20051001         80                No MI             1.00E+17                 2.25      20100901
272000                20051001         80                No MI             1.00E+17                 2.25      20120901
193600                20050501         80                No MI             1000139-0079400354       2.25      20120401
1690000               20060101         65                No MI             1.00E+17                 2.25      20101201
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
174200                20060201         65                No MI             1.00E+17                 2.25      20110101
185250                20050801         95                United Guaranty                            2.25      20120701
217550                20050701         94.62999725       United Guaranty   1.00E+17                 2.25      20120601
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
207200                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20051201         80                No MI             1.00E+17                 2.25      20121101
608000                20051101         80                No MI             1.00E+17                 2.25      20101001
272000                20060101         80                No MI             1.00E+17                 2.25      20101201
327000                20051201         76.05000305       No MI             1.00E+16                 2.25      20081101
488000                20060101         80                No MI             1.00E+16                 2.25      20101201
404000                20051101         80                No MI             1.00E+17                 2.25      20081001
228000                20060101         95                Mortgage Guaranty 1.00E+16                 2.25      20081201
242700                20051201         79.98999786       No MI             1.00E+16                 2.25      20101101
300000                20060101         80                No MI             1.00E+17                 2.25      20081201
260000                20060101         80                No MI             1.00E+17                 2.25      20081201
280000                20051201         80                No MI             1.00E+17                 2.25      20101101
228000                20060101         80                No MI             1.00E+17                 2.25      20081201
147200                20051201         80                No MI             1.00E+17                 2.25      20081101
348000                20060101         80                No MI             1.00E+17                 2.25      20081201
204000                20051201         80                No MI             1.00E+17                 2.25      20101101
127200                20051201         80                No MI             1.00E+17                 2.25      20101101
140000                20060101         80                No MI             1.00E+16                 2.25      20101201
132200                20051201         79.93000031       No MI             1.00E+16                 2.25      20101101
115200                20051201         80                No MI             1.00E+17                 2.25      20101101
284000                20060101         74.73999786       No MI             1.00E+17                 2.25      20081201
135900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
160000                20060101         80                No MI             1.00E+17                 2.25      20101201
56500                 20060101         79.58000183       No MI             1.00E+17                 2.25      20101201
352000                20060201         80                No MI             1.00E+17                 2.25      20110101
310464                20051101         80                No MI             1.00E+17                 2.25      20101001
124000                20060101         80                No MI             1.00E+17                 2.25      20101201
204000                20060101         80                No MI             1.00E+17                 2.25      20101201
392000                20060201         80                No MI             1.00E+17                 2.25      20090101
241800                20060201         60                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
197100                20060201         68.88999939       No MI             1.00E+17                 2.25      20110101
208000                20060201         65                No MI             1.00E+17                 2.25      20110101
184000                20060101         48.41999817       No MI             1.00E+17                 2.25      20081201
133000                20060201         70                No MI             1.00E+17                 2.25      20110101
119200                20060201         80                No MI             1.00E+17                 2.75      20110101
128000                20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
393000                20060201         58.65999985       No MI             1.00E+17                 2.25      20110101
415000                20060201         77.56999969       No MI             1.00E+17                 2.25      20110101
200000                20060201         80                No MI             1.00E+17                 2.25      20110101
688000                20060201         80                No MI             1.00E+17                 2.25      20110101
189200                20050901         80                No MI             1.00E+17                 2.25      20100801
76000                 20050901         80                No MI             1.00E+17                 2.25      20100801
225000                20051201         75                No MI             1.00E+17                 2.25      20101101
196800                20051101         80                No MI             1.00E+17                 2.25      20101001
2590000               20051001         70                No MI             1.00E+17                 4.375     20100901
176000                20050801         55.16999817       No MI                                      2.25      20080701
171750                20060201         80                No MI             1.00E+17                 2.25      20110101
156800                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
284000                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060301         80                No MI             1.00E+17                 2.25      20110201
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060201         80                No MI             1.00E+17                 2.25      20110101
182000                20060201         65                No MI             1.00E+17                 2.25      20110101
163200                20060201         80                No MI             1.00E+17                 2.25      20110101
196300                20060201         65                No MI             1.00E+17                 2.25      20110101
188800                20060201         80                No MI             1.00E+17                 2.25      20110101
57850                 20060301         65                No MI             1.00E+17                 2.25      20110201
266250                20060301         75                No MI             1.00E+17                 2.25      20110201
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
267495                20060301         80                No MI             1.00E+17                 2.25      20110201
298073                20051101         80                No MI             1.00E+17                 2.25      20101001
347750                20051001         65                No MI             1.00E+17                 2.25      20100901
205200                20051101         80                No MI             1.00E+17                 2.25      20101001
55250                 20051201         85                Republic MIC      1.00E+17                 2.25      20101101
348000                20051101         80                No MI             1.00E+17                 2.25      20101001
197520                20051101         80                No MI             1.00E+16                 2.25      20101001
205890                20060201         80                No MI             1.00E+17                 2.25      20110101
73000                 20060201         57.93999863       No MI             1.00E+17                 2.25      20110101
456000                20060201         80                No MI             1.00E+17                 2.25      20110101
506250                20060301         75                No MI             1.00E+17                 2.25      20110201
66000                 20060201         75                No MI             1.00E+17                 2.25      20110101
210000                20060201         54.54999924       No MI                                      2.25      20110101
229540                20060201         80                No MI             1.00E+17                 2.25      20090101
981238                20060201         65                No MI             1.00E+17                 2.25      20110101
235200                20060201         80                No MI             1.00E+17                 2.25      20110101
277600                20060201         80                No MI             1.00E+17                 2.25      20110101
446250                20060201         75                No MI             1.00E+17                 2.25      20110101
145000                20060201         79.66999817       No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
167000                20060201         63.02000046       No MI             1.00E+17                 2.25      20110101
226000                20060201         80                No MI             1001706-0051122000       2.25      20110101
181600                20060201         80                No MI             1.00E+17                 2.25      20110101
177600                20060201         80                No MI             1.00E+17                 2.25      20110101
158800                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060201         63.70000076       No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
98720                 20051101         80                No MI             1.00E+17                 2.25      20101001
105900                20051201         79.98000336       No MI             1.00E+17                 2.25      20101101
225000                20051101         74.5              No MI             1.00E+16                 2.25      20101001
153600                20051201         80                No MI             1.00E+17                 2.25      20101101
131920                20060201         80                No MI             1.00E+17                 2.25      20110101
126100                20060201         65                No MI             1.00E+17                 2.25      20110101
235200                20060201         80                No MI             1.00E+17                 2.25      20110101
315000                20060201         69.23000336       No MI                                      2.25      20110101
273817                20060201         75                No MI             1.00E+17                 2.25      20110101
700000                20060201         48.11000061       No MI             1.00E+17                 2.25      20110101
245000                20060201         69.80000305       No MI             1.00E+17                 2.25      20110101
240800                20060201         80                No MI             1.00E+17                 2.25      20110101
543750                20060201         75                No MI             1.00E+17                 2.25      20110101
143500                20060301         70                No MI             1.00E+17                 2.25      20110201
157600                20051101         80                No MI             1.00E+17                 2.25      20101001
299920                20051101         80                No MI             1.00E+17                 2.25      20101001
420000                20051101         80                No MI             1.00E+17                 2.25      20101001
228086                20051101         80                No MI             1.00E+17                 2.25      20101001
235200                20051101         80                No MI             1.00E+17                 2.25      20101001
162150                20051101         79.98000336       No MI             1.00E+17                 2.25      20101001
187000                20051101         60                No MI             1.00E+17                 2.25      20101001
162043                20051101         80                No MI             1.00E+17                 2.25      20101001
90999                 20051201         70                No MI             1.00E+17                 2.25      20101101
104000                20051201         80                No MI             1.00E+17                 2.25      20101101
93200                 20051101         80                No MI             1.00E+17                 2.25      20101001
190000                20051101         80                No MI             1.00E+17                 2.25      20101001
184000                20051101         80                No MI             1.00E+17                 2.25      20101001
188000                20051201         78.33000183       No MI             1.00E+17                 2.25      20101101
315000                20051101         70                No MI             1.00E+17                 2.25      20101001
186427                20060301         80                No MI             1.00E+17                 2.25      20110201
277425                20051101         75                No MI             1.00E+17                 2.25      20101001
500000                20060201         17.86000061       No MI             1.00E+17                 2.25      20090101
259200                20051101         80                No MI             1.00E+17                 2.25      20101001
93600                 20051101         78.66000366       No MI             1.00E+17                 2.25      20101001
370500                20051101         95                Republic MIC      1.00E+17                 2.25      20101001
199920                20051101         80                No MI             1.00E+17                 2.25      20101001
112425                20060201         75                No MI             1.00E+17                 2.25      20110101
388000                20060201         78.37999725       No MI             1.00E+17                 2.25      20110101
239200                20060201         80                No MI             1.00E+17                 2.25      20110101
424000                20060201         80                No MI             1.00E+17                 2.25      20110101
229500                20060201         75                No MI             1.00E+17                 2.25      20110101
424000                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20051101         80                No MI             1.00E+17                 2.25      20101001
308000                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20051101         80                No MI             1.00E+17                 2.25      20101001
120000                20051201         80                No MI                                      2.25      20101101
210000                20060201         60.86999893       No MI             1.00E+17                 2.25      20110101
464000                20060201         80                No MI             1.00E+17                 2.25      20110101
212818                20060201         80                No MI             1.00E+17                 2.25      20110101
465500                20051101         47.5              No MI             1.00E+17                 2.25      20101001
200000                20060201         30.77000046       No MI             1.00E+17                 2.25      20110101
290000                20060201         58                No MI             1.00E+17                 2.25      20110101
212550                20060101         79.98999786       No MI             1.00E+16                 2.25      20101201
282000                20060201         60.65000153       No MI             1.00E+17                 2.25      20110101
220000                20060301         63.29999924       No MI             1.00E+17                 2.25      20110201
648000                20051101         80                No MI             1.00E+17                 2.25      20101001
242000                20051201         68.94999695       No MI             1.00E+17                 2.25      20101101
176800                20051101         80                No MI             1.00E+17                 2.25      20101001
284000                20051101         80                No MI             1.00E+17                 2.25      20101001
193520                20051101         80                No MI             1.00E+17                 2.25      20101001
309000                20051101         79.23000336       No MI             1.00E+17                 2.25      20101001
232000                20051101         80                No MI             1.00E+17                 2.25      20101001
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
160000                20060201         57.97000122       No MI             1.00E+17                 2.25      20110101
121332                20060201         79.86000061       No MI             1.00E+17                 2.25      20110101
409175                20060201         65                No MI             1.00E+17                 2.25      20110101
296250                20060201         75                No MI             1.00E+17                 2.25      20110101
583512                20060201         80                No MI             1.00E+17                 2.25      20110101
228750                20060201         74.87999725       No MI             1.00E+17                 2.25      20110101
255384                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
279150                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
311920                20060301         80                No MI             1.00E+17                 2.25      20110201
330000                20060201         64.70999908       No MI             1.00E+17                 2.75      20110101
219100                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
290224                20060201         80                No MI             1.00E+17                 2.25      20110101
291612                20060201         80                No MI                                      2.375     20110101
332613                20060201         80                No MI             1.00E+16                 2.25      20110101
124800                20060201         80                No MI             1.00E+17                 2.25      20110101
134552                20060201         80                No MI             1.00E+17                 2.25      20110101
71040                 20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
350000                20060201         79.55000305       No MI             1.00E+17                 2.25      20110101
552000                20060201         80                No MI             1.00E+17                 2.25      20110101
117600                20060101         79.98000336       No MI             1.00E+17                 2.75      20101201
274084                20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20060301         80                No MI             1.00E+17                 2.25      20110201
188091                20060201         80                No MI             1.00E+17                 2.25      20090101
233600                20060101         80                No MI             1.00E+17                 2.25      20101201
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
346500                20060301         70                No MI             1.00E+17                 2.25      20110201
180000                20050901         80                No MI             1.00E+17                 2.25      20120801
156720                20060101         80                No MI             1.00E+17                 2.25      20101201
164000                20060101         64.30999756       No MI             1.00E+17                 2.25      20101201
180948                20060201         80                No MI             1.00E+17                 2.25      20110101
275000                20060201         34.38000107       No MI             1.00E+17                 2.25      20110101
70525                 20060201         65                No MI             1.00E+17                 2.25      20110101
275000                20060201         34.38000107       No MI             1.00E+17                 2.25      20110101
125000                20060101         27.77000046       No MI             1.00E+17                 2.75      20101201
386000                20060201         67.12999725       No MI             1.00E+17                 2.25      20110101
206716                20060201         80                No MI                                      2.25      20110101
1000000               20060201         70.18000031       No MI             1.00E+17                 2.25      20110101
502800                20060201         80                No MI             1.00E+17                 2.25      20110101
198038                20060201         80                No MI             1.00E+17                 2.25      20110101
387028                20060201         80                No MI             1.00E+17                 2.25      20110101
153600                20051201         80                No MI             1.00E+17                 2.25      20101101
571719                20060201         80                No MI             1.00E+17                 2.25      20110101
282400                20060301         80                No MI             1.00E+17                 2.25      20110201
300000                20060201         58.81999969       No MI             1.00E+17                 2.25      20110101
160264                20060201         80                No MI             1.00E+17                 2.25      20130101
90000                 20060301         75                No MI             1.00E+17                 2.25      20110201
431200                20060201         80                No MI             1.00E+17                 2.25      20110101
335330                20060201         63.16999817       No MI             1.00E+17                 2.25      20110101
328268                20060101         80                No MI             1.00E+17                 2.25      20101201
171000                20060201         75                No MI             1.00E+17                 2.25      20110101
605992                20060201         80                No MI             1.00E+17                 2.25      20110101
249903                20060201         80                No MI             1.00E+17                 2.25      20110101
301400                20060201         80                No MI             1.00E+17                 2.25      20110101
372792                20060101         80                No MI             1.00E+17                 2.25      20101201
101200                20051201         80                No MI             1.00E+17                 2.25      20101101
277450                20051201         80                No MI             1.00E+17                 2.25      20101101
109200                20060201         65                No MI             1.00E+17                 2.25      20110101
190200                20060101         75                No MI             1.00E+17                 2.25      20101201
215920                20051201         80                No MI             1.00E+17                 2.25      20101101
971750                20060101         65                No MI             1.00E+17                 2.25      20101201
53625                 20060101         65                No MI             1.00E+17                 2.25      20101201
171500                20060201         70                No MI             1.00E+17                 2.25      20110101
446960                20060201         80                No MI             1.00E+17                 2.25      20110101
223112                20060201         80                No MI             1.00E+17                 2.25      20110101
135152                20060201         80                No MI             1.00E+17                 2.25      20110101
53625                 20060101         65                No MI             1.00E+17                 2.25      20101201
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
58500                 20060101         65                No MI             1.00E+17                 2.25      20101201
93004                 20060201         80                No MI             1.00E+17                 2.25      20110101
178824                20060201         80                No MI                                      2.25      20110101
215920                20060201         80                No MI             1.00E+17                 2.25      20110101
122800                20060201         80                No MI             1.00E+17                 2.25      20110101
828000                20060201         80                No MI             1.00E+17                 2.25      20090101
123200                20051201         70                No MI             1.00E+17                 2.25      20101101
130000                20060101         78.79000092       No MI             1.00E+17                 2.25      20101201
411676                20060101         80                No MI             1.00E+17                 2.25      20101201
256600                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
153852                20060201         80                No MI             1.00E+17                 2.25      20110101
184000                20060301         80                No MI             1.00E+16                 2.25      20110201
139500                20051101         64.97000122       No MI             1.00E+17                 2.25      20101001
209600                20051001         80                No MI             1.00E+17                 2.25      20100901
180000                20060301         75                No MI             1.00E+17                 2.25      20090201
371200                20060301         80                No MI             1.00E+17                 2.25      20110201
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
243440                20060201         80                No MI             1.00E+17                 2.25      20110101
329520                20060201         80                No MI             1.00E+16                 2.25      20110101
349600                20060101         80                No MI             1.00E+17                 2.25      20101201
193600                20060201         80                No MI             1.00E+17                 2.25      20110101
305336                20060201         80                No MI             1.00E+17                 2.25      20130101
399750                20060201         58.36000061       No MI             1.00E+17                 2.25      20110101
368800                20060201         80                No MI             1.00E+17                 2.25      20110101
390375                20060301         80                No MI                                      2.25      20110201
180000                20060101         78.26000214       No MI             1.00E+17                 2.75      20101201
291200                20060101         80                No MI             1.00E+17                 2.75      20101201
398790                20060301         80                No MI                                      2.25      20110201
146660                20060201         80                No MI             1.00E+17                 2.75      20110101
287992                20060201         80                No MI             1.00E+17                 2.375     20110101
133972                20060201         80                No MI                                      2.25      20110101
369083                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
359992                20060201         80                No MI             1.00E+17                 2.25      20110101
333934                20060101         80                No MI                                      2.25      20101201
201592                20060201         80                No MI             1.00E+17                 2.375     20110101
162000                20060101         33.40000153       No MI             1.00E+17                 2.25      20101201
179700                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
275000                20060201         55                No MI             1.00E+17                 2.25      20110101
322800                20060101         80                No MI             1.00E+17                 2.25      20101201
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
341250                20060201         65                No MI             1.00E+17                 2.25      20110101
253500                20060201         58.27999878       No MI             1.00E+17                 2.25      20110101
121000                20060201         67.26000214       No MI             1.00E+17                 2.25      20110101
172000                20060101         80                No MI             1.00E+17                 2.25      20101201
363750                20060101         75                No MI             1.00E+17                 2.25      20101201
128928                20060101         80                No MI             1.00E+17                 2.25      20101201
88350                 20060101         95                Republic MIC      1.00E+17                 2.25      20101201
352000                20060201         80                No MI             1.00E+17                 2.25      20110101
226200                20060201         65                No MI             1.00E+17                 2.25      20130101
216000                20060201         80                No MI             1.00E+17                 2.25      20110101
195250                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
599992                20060201         80                No MI             1.00E+17                 2.25      20110101
202816                20060201         80                No MI             1.00E+17                 2.25      20110101
225536                20060201         80                No MI             1.00E+17                 2.25      20110101
107200                20060201         80                No MI             1.00E+17                 2.25      20110101
377800                20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
308000                20060201         80                No MI             1.00E+17                 2.25      20110101
483100                20060201         79.98999786       No MI             1.00E+17                 2.25      20090101
169305                20060201         75                No MI             1.00E+17                 2.25      20110101
183616                20060201         80                No MI             1.00E+17                 2.25      20110101
191900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
417000                20060201         79.43000031       No MI             1.00E+17                 2.25      20110101
359200                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060301         74.06999969       No MI             1.00E+17                 2.25      20110201
352000                20060301         80                No MI             1.00E+17                 2.25      20110201
150720                20060301         80                No MI             1.00E+17                 2.25      20110201
368000                20060301         80                No MI             1.00E+17                 2.25      20110201
241961                20060301         80                No MI             1.00E+17                 2.25      20110201
196000                20060101         80                No MI             1.00E+17                 2.75      20101201
175920                20060301         80                No MI             1.00E+17                 2.25      20110201
359650                20060201         79.91999817       No MI             1.00E+17                 2.25      20110101
138850                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
392000                20060301         80                No MI             1.00E+17                 2.25      20110201
100125                20060201         75                No MI             1.00E+17                 2.25      20110101
151000                20060201         64.83000183       No MI             1.00E+17                 2.25      20110101
133600                20060201         80                No MI             1.00E+17                 2.75      20110101
142040                20060201         80                No MI             1.00E+17                 2.25      20110101
268608                20060301         80                No MI             1.00E+17                 2.25      20110201
118400                20060301         80                No MI             1.00E+17                 2.25      20110201
211850                20060301         66.19999695       No MI             1.00E+17                 2.25      20110201
127048                20060301         80                No MI             1.00E+16                 2.25      20110201
380000                20060301         80                No MI             1.00E+17                 2.25      20110201
284000                20060201         80                No MI             1.00E+17                 2.25      20110101
98800                 20060301         80                No MI             3.31E+14                 2.25      20110201
352600                20060101         80                No MI             1.00E+17                 2.25      20101201
121500                20060201         59.84999847       No MI             1.00E+17                 2.25      20110101
350000                20060201         76.91999817       No MI             1.00E+17                 2.25      20110101
191540                20050801         79.61000061       No MI             1.00E+17                 2.25      20100701
1000000               20060201         65.44999695       No MI             1.00E+17                 2.25      20110101
200000                20060201         80                No MI             1.00E+17                 2.25      20110101
516000                20060201         64.5              No MI             1.00E+17                 2.25      20110101
417000                20060201         78.98999786       No MI             1.00E+17                 2.25      20110101
221000                20060301         45.09999847       No MI             1.00E+17                 2.25      20110201
220800                20060301         80                No MI                                      2.25      20110201
144000                20060101         90                Republic MIC      1.00E+17                 2.25      20101201
228000                20060201         80                No MI             1.00E+16                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
522768                20060201         80                No MI             1.00E+17                 2.25      20110101
313600                20051201         80                No MI             1.00E+17                 2.25      20081101
248000                20060101         80                No MI             1.00E+17                 2.25      20121201
400000                20060201         74.06999969       No MI             1.00E+17                 2.25      20090101
139050                20060201         75                No MI             1.00E+17                 2.25      20110101
199600                20060101         80                No MI             1.00E+17                 2.25      20101201
139050                20060201         75                No MI             1.00E+17                 2.25      20110101
111230                20060101         70                No MI             1.00E+17                 2.25      20101201
171968                20060201         80                No MI             1.00E+17                 2.25      20110101
379080                20060101         80                No MI             1.00E+16                 2.25      20101201
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
447223                20060101         80                No MI             1.00E+17                 2.25      20101201
422500                20060101         60.36000061       No MI             1.00E+17                 2.25      20101201
249750                20060201         80                No MI             1.00E+17                 2.25      20110101
584500                20051001         70                No MI             1.00E+17                 2.75      20080901
92000                 20050901         80                No MI             1.00E+17                 2.75      20100801
380000                20051001         52.77999878       No MI             1.00E+17                 2.75      20100901
460000                20051101         80                No MI             1.00E+17                 2.75      20101001
450000                20051101         56.25             No MI             1.00E+17                 2.75      20101001
515000                20051201         68.66999817       No MI             1.00E+17                 2.75      20101101
142400                20051101         80                No MI             1.00E+17                 2.75      20081001
999000                20051101         72.97000122       No MI             1.00E+17                 2.75      20081001
73500                 20060201         70                No MI             1.00E+17                 2.25      20110101
225921                20060201         80                No MI             1.00E+17                 2.25      20110101
437736                20051201         79.87999725       No MI             1.00E+17                 2.25      20101101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
148720                20060201         80                No MI             1.00E+17                 2.25      20110101
126392                20060201         80                No MI             1.00E+17                 2.25      20110101
92800                 20060201         80                No MI             1.00E+17                 2.25      20110101
180796                20060101         80                No MI             1.00E+17                 2.25      20101201
96000                 20060101         80                No MI             1.00E+17                 2.25      20101201
283000                20060101         47.16999817       No MI             1.00E+17                 2.25      20101201
265036                20060101         79.98000336       No MI             1.00E+17                 2.75      20101201
464644                20060101         80                No MI             1.00E+17                 2.25      20101201
186000                20060201         80                No MI             1.00E+17                 2.25      20130101
415892                20060201         80                No MI             1.00E+17                 2.25      20110101
560000                20060101         80                No MI                                      2.25      20101201
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
305500                20060201         65                No MI             1.00E+17                 2.25      20110101
94819                 20060201         80                No MI             1.00E+17                 2.25      20110101
210000                20060201         62.68999863       No MI             1.00E+17                 2.25      20110101
146250                20060201         75                No MI             1.00E+17                 2.25      20110101
219270                20060201         66.58999634       No MI             1.00E+17                 2.25      20110101
285000                20060201         75                No MI             1.00E+17                 2.25      20110101
169920                20060201         80                No MI             1.00E+17                 2.25      20110101
96400                 20060101         80                No MI             1.00E+17                 2.25      20101201
368606                20060201         80                No MI             1.00E+17                 2.25      20110101
189119                20060101         80                No MI                                      2.25      20101201
151000                20060101         63.70999908       No MI             1.00E+17                 2.25      20101201
494000                20060201         65                No MI             1.00E+17                 2.25      20110101
682500                20060201         65                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20090101
505387                20060201         80                No MI             1.00E+17                 2.25      20110101
176489                20060101         80                No MI             1.00E+17                 2.25      20101201
176800                20060101         80                No MI             1.00E+17                 2.25      20101201
276000                20060101         80                No MI             1.00E+17                 2.25      20101201
320000                20060101         80                No MI             1.00E+17                 2.25      20101201
222950                20060101         65                No MI             1.00E+17                 2.25      20101201
292000                20051101         80                No MI             1.00E+17                 2.25      20101001
335900                20060201         80                No MI             1.00E+17                 2.25      20110101
182800                20060101         80                No MI             1.00E+17                 2.25      20101201
120400                20060101         80                No MI             1.00E+17                 2.25      20101201
57600                 20060101         80                No MI             1.00E+17                 2.25      20101201
567000                20060201         80                No MI             1.00E+17                 2.25      20110101
136960                20060201         80                No MI             1.00E+17                 2.25      20110101
174400                20060201         80                No MI             1.00E+17                 2.25      20110101
143000                20060201         65                No MI             1.00E+17                 2.25      20110101
159700                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
440500                20060201         40.04999924       No MI             1.00E+17                 2.25      20110101
116000                20060201         80                No MI             1.00E+17                 2.25      20110101
182850                20060101         80                No MI             1.00E+17                 2.25      20101201
258650                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
379200                20060201         80                No MI             1.00E+17                 2.25      20110101
220833                20060101         90                Republic MIC      1.00E+17                 2.25      20101201
216000                20060201         80                No MI             1.00E+17                 2.25      20110101
265950                20060301         80                No MI             1.00E+17                 2.25      20110201
445000                20060201         78.06999969       No MI             1.00E+17                 2.25      20110101
448000                20051001         80                No MI             1.00E+17                 4.75      20080901
480000                20051101         80                No MI             1.00E+17                 4.75      20101001
271550                20051001         80                No MI             1.00E+17                 4.75      20080901
499500                20051001         90                No MI             1.00E+17                 4.99      20080901
448000                20051201         80                No MI             1.00E+17                 4.875     20081101
476000                20051001         80                No MI             1.00E+17                 4.625     20100901
436000                20051001         80                No MI             1.00E+17                 4.25      20080901
336000                20051001         80                No MI             1.00E+17                 4.99      20100901
328000                20051001         80                No MI             1.00E+17                 5         20080901
224000                20051101         80                No MI             1.00E+17                 4.5       20101001
448500                20051201         75                No MI             1.00E+17                 5.25      20101101
356000                20051201         80                No MI             1.00E+17                 5.75      20081101
632572                20050801         80                No MI             1.00E+17                 4.375     20100701
435000                20051001         80                No MI             1.00E+17                 4.75      20100901
249600                20051201         80                No MI             1.00E+17                 5.375     20081101
149200                20051001         80                No MI             1.00E+17                 4.625     20080901
204000                20051001         80                No MI             1.00E+17                 4.875     20080901
225450                20051101         80                No MI             1.00E+17                 4.5       20101001
302400                20051001         80                No MI             1.00E+17                 4.625     20100901
108000                20050901         80                No MI             1.00E+17                 4.99      20100801
72000                 20051201         80                No MI             1.00E+17                 6.125     20081101
696000                20051201         80                No MI             1.00E+17                 5.375     20081101
184000                20051001         80                No MI             1.00E+17                 4.875     20080901
327200                20051001         77.90000153       No MI             1.00E+17                 4.75      20080901
88000                 20051201         79.63999939       No MI             1.00E+17                 5.25      20081101
549520                20060201         80                No MI             1.00E+17                 2.25      20110101
131200                20060201         80                No MI             1.00E+17                 2.25      20110101
219200                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
260800                20060101         80                No MI             1.00E+17                 2.25      20101201
463379                20060201         80                No MI             1.00E+17                 2.25      20110101
305300                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
129027                20060101         80                No MI             1.00E+17                 2.25      20101201
187500                20060201         75                No MI             1.00E+17                 2.25      20090101
184032                20060201         80                No MI             1.00E+17                 2.25      20110101
416000                20060201         80                No MI             1.00E+17                 2.25      20110101
273926                20060101         80                No MI             1.00E+17                 2.25      20101201
99840                 20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
297442                20060101         80                No MI             1.00E+17                 2.25      20101201
368759                20060101         80                No MI             1.00E+17                 2.25      20101201
200000                20060101         80                No MI             1.00E+17                 2.25      20101201
251259                20060101         80                No MI             1.00E+17                 2.25      20101201
280000                20060101         80                No MI             1.00E+17                 2.25      20101201
302400                20051001         80                No MI             1.00E+17                 4.75      20100901
224000                20050901         80                No MI             1.00E+17                 4.99      20100801
172000                20051001         80                No MI             1.00E+17                 4.5       20080901
424350                20051001         90                No MI             1.00E+17                 4.99      20100901
184000                20051101         80                No MI             1.00E+17                 4.75      20081001
136000                20051001         80                No MI             1.00E+17                 4.999     20080901
245600                20051201         80                No MI             1.00E+17                 5.375     20081101
442500                20051201         75                No MI             1.00E+17                 5.375     20101101
456000                20050901         80                No MI             1.00E+17                 4.25      20100801
139200                20050901         80                No MI             1.00E+17                 2.75      20100801
502240                20060201         80                No MI             1.00E+17                 2.25      20110101
143920                20060101         80                No MI             1.00E+17                 2.25      20101201
108500                20060201         70                No MI             1.00E+17                 2.25      20110101
162210                20060101         80                No MI             1.00E+17                 2.25      20101201
1487500               20060101         70                No MI             1.00E+17                 2.25      20121201
294913                20060201         80                No MI             1.00E+17                 2.25      20110101
200000                20060201         48.77999878       No MI             1.00E+17                 2.25      20110101
174560                20060201         80                No MI             1.00E+17                 2.25      20090101
191250                20060101         75                No MI             1.00E+17                 2.25      20101201
95200                 20060201         80                No MI             1.00E+17                 2.25      20090101
240800                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060101         80                No MI             1.00E+17                 2.75      20081201
224000                20051101         80                No MI             1.00E+17                 2.25      20101001
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
281600                20060101         80                No MI             1.00E+17                 2.25      20101201
153899                20060101         80                No MI                                      2.375     20101201
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
399000                20060101         70                No MI             1.00E+17                 2.25      20101201
87000                 20060101         75                No MI             1.00E+17                 2.25      20101201
165750                20060201         65                No MI             1.00E+17                 2.25      20110101
165750                20060201         65                No MI             1.00E+17                 2.25      20110101
213800                20060201         62.88000107       No MI             1.00E+17                 2.25      20110101
214500                20060201         62.16999817       No MI             1.00E+17                 2.25      20110101
348000                20060201         78.19999695       No MI             1.00E+17                 2.25      20110101
127520                20060201         80                No MI             1.00E+17                 2.25      20130101
457800                20060101         78.26000214       No MI             1.00E+17                 2.25      20101201
216000                20060201         80                No MI             1.00E+17                 2.25      20110101
344932                20060201         78.37999725       No MI             1.00E+17                 2.25      20090101
185768                20060201         80                No MI                                      2.25      20110101
399600                20060201         80                No MI             1.00E+17                 2.25      20110101
174000                20060101         75                No MI             1.00E+17                 2.25      20101201
650000                20060201         72.22000122       No MI             1.00E+17                 2.25      20110101
650000                20060101         79.68000031       No MI             1.00E+17                 2.25      20101201
459443                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
202561                20051201         80                No MI             1.00E+17                 2.25      20101101
193858                20050901         80                No MI             1.00E+17                 2.25      20080801
265426                20060201         77.97000122       No MI             1.00E+17                 2.25      20110101
168148                20060201         80                No MI             1.00E+17                 2.25      20110101
134046                20060101         70                No MI             1.00E+17                 2.25      20101201
219350                20060201         64.98999786       No MI             1.00E+17                 2.25      20110101
90400                 20051201         80                No MI             1.00E+17                 2.25      20081101
912546                20060101         80                No MI             1.00E+17                 2.25      20101201
400000                20060101         77.81999969       No MI             1.00E+17                 2.25      20101201
650000                20060201         79.75             No MI             1.00E+17                 2.25      20110101
120000                20051101         80                No MI             1.00E+17                 2.25      20101001
142190                20060201         80                No MI             1.00E+17                 2.25      20110101
255440                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         65                No MI             1.00E+17                 2.25      20110101
110500                20060201         77.26999664       No MI             1.00E+17                 2.25      20110101
139050                20060201         75                No MI             1.00E+17                 2.25      20110101
650000                20060201         71.81999969       No MI             1.00E+17                 2.25      20130101
188000                20060101         80                No MI             1.00E+17                 2.25      20101201
240000                20060201         80                No MI             1.00E+17                 2.75      20110101
146400                20060201         80                No MI             1.00E+17                 2.25      20130101
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
304072                20060101         80                No MI             1.00E+17                 2.25      20101201
290400                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060101         80                No MI             1.00E+17                 2.25      20101201
173040                20060201         80                No MI             1.00E+17                 2.75      20110101
278850                20060101         65                No MI             1.00E+17                 2.25      20101201
120100                20060101         70                No MI             1.00E+17                 2.75      20101201
210800                20060201         80                No MI             1.00E+17                 2.25      20110101
308000                20060101         80                No MI             1.00E+17                 2.75      20101201
164549                20060101         80                No MI             1.00E+17                 2.25      20101201
1302000               20060201         70                No MI             1.00E+17                 2.25      20110101
139920                20060201         80                No MI             1.00E+17                 2.25      20110101
656072                20060201         80                No MI             1.00E+17                 2.25      20110101
211487                20060201         80                No MI             1.00E+17                 2.375     20110101
206351                20060201         80                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
234800                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
980000                20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060101         79.27999878       No MI             1.00E+17                 2.25      20101201
208879                20060201         79.37000275       No MI             1.00E+17                 2.25      20110101
266500                20060101         64.97000122       No MI                                      2.25      20101201
100000                20060101         80                No MI             1.00E+17                 2.25      20101201
84000                 20060201         70                No MI             1.00E+17                 2.25      20110101
105000                20060101         69.08000183       No MI             1.00E+17                 2.25      20101201
68600                 20060201         70                No MI             1.00E+17                 2.25      20110101
112000                20060101         70                No MI                                      2.25      20101201
123280                20060201         80                No MI             1.00E+17                 2.25      20110101
242250                20060101         95                Republic MIC      1.00E+17                 2.25      20101201
104800                20060101         80                No MI             1.00E+17                 2.25      20101201
203000                20060201         43.16999817       No MI             1.00E+17                 2.25      20110101
676000                20060201         80                No MI             1.00E+17                 2.25      20110101
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
294000                20060201         75                No MI             1.00E+17                 2.25      20110101
105000                20060101         69.08000183       No MI             1.00E+17                 2.25      20101201
105000                20060101         70                No MI                                      2.25      20101201
319100                20060101         75                No MI             1.00E+17                 2.25      20101201
93600                 20060201         80                No MI             1.00E+17                 2.25      20110101
367688                20060101         75                No MI             1.00E+17                 2.25      20101201
175200                20060101         47.38999939       No MI             1.00E+17                 2.25      20101201
155572                20060201         75                No MI             1.00E+17                 2.25      20110101
365680                20060201         80                No MI             1.00E+17                 2.25      20110101
255200                20060201         80                No MI             1.00E+17                 2.25      20110101
240560                20060201         97                Mortgage Guaranty In                       2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
241600                20060201         80                No MI             1.00E+17                 2.25      20110101
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
567000                20060201         79.86000061       No MI             1.00E+17                 2.25      20110101
204900                20060201         74.97000122       No MI             1.00E+17                 2.25      20110101
307760                20060201         80                No MI             1.00E+17                 2.25      20110101
477904                20060101         80                No MI             1.00E+17                 2.25      20101201
260382                20060201         95                PMI               1.00E+17                 2.375     20110101
200000                20060101         80                No MI             1.00E+17                 2.25      20101201
1300000               20060201         65                No MI             1.00E+17                 2.25      20110101
190965                20060201         75                No MI             1.00E+17                 2.25      20110101
115667                20060201         65                No MI             1.00E+17                 2.25      20110101
212000                20060101         80                No MI             1.00E+17                 2.25      20101201
140800                20060201         80                No MI             1.00E+17                 2.25      20110101
197300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
50050                 20060201         66.63999939       No MI             1.00E+17                 2.25      20110101
508200                20060101         79.98999786       No MI             1.00E+17                 2.25      20121201
287186                20060201         80                No MI             1.00E+17                 2.25      20110101
975000                20060201         65                No MI             1.00E+17                 2.25      20110101
745000                20060201         59.59999847       No MI             1.00E+17                 2.25      20110101
60900                 20060301         70                No MI             1.00E+17                 2.25      20110201
239200                20060201         80                No MI             1.00E+17                 2.25      20110101
103900                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
328000                20060201         79.80999756       No MI             1.00E+17                 2.25      20110101
160000                20060201         62.75             No MI             1.00E+17                 2.25      20110101
219376                20060201         80                No MI             1.00E+17                 2.25      20110101
335000                20060201         60.90999985       No MI             1.00E+17                 2.25      20110101
290000                20060201         74.36000061       No MI             1.00E+17                 2.25      20110101
478000                20060201         74.95999908       No MI             1.00E+17                 2.25      20110101
360000                20060301         80                No MI             1.00E+17                 2.25      20110201
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
121932                20060101         80                No MI             1.00E+17                 2.25      20101201
165216                20060201         80                No MI             1.00E+17                 2.25      20110101
118800                20060101         80                No MI             1.00E+17                 2.25      20101201
102400                20060101         80                No MI             1.00E+17                 2.25      20101201
158600                20060201         62.20000076       No MI                                      2.25      20110101
348992                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         56.86999893       No MI                                      2.25      20110101
358400                20060201         80                No MI             1.00E+17                 2.25      20090101
148000                20060201         56.49000168       No MI             1.00E+17                 2.25      20110101
238000                20060201         70                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20090101
128700                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
340800                20060201         80                No MI             1.00E+17                 2.25      20110101
393250                20060201         65                No MI             1.00E+17                 2.25      20110101
301544                20060201         80                No MI             1.00E+17                 2.25      20110101
180250                20060201         70                No MI             1.00E+17                 2.25      20110101
121408                20060201         80                No MI             1.00E+17                 2.25      20110101
304709                20060201         80                No MI             1.00E+17                 2.25      20110101
101250                20060201         75                No MI             1.00E+17                 2.25      20110101
125828                20060201         80                No MI             1.00E+17                 2.25      20110101
311691.2              20051201         80                No MI             1.00E+17                 2.25      20101101
241215                20060101         80                No MI             1.00E+17                 2.25      20101201
255920                20060201         80                No MI             1.00E+17                 2.25      20110101
120750                20060101         75                No MI             1.00E+17                 2.25      20101201
159592                20060101         80                No MI             1.00E+17                 2.25      20101201
177750                20060101         75                No MI             1.00E+17                 2.25      20101201
164243                20060101         80                No MI             1.00E+17                 2.25      20101201
142232                20060201         80                No MI             1.00E+17                 2.25      20110101
159150                20060201         79.98000336       No MI             1.00E+16                 2.25      20110101
141592                20060101         80                No MI             1.00E+17                 2.25      20101201
444500                20060101         89.98999786       Republic MIC      1.00E+17                 2.25      20101201
157950                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
137350                20060201         79.98999786       No MI                                      2.25      20110101
581250                20060101         75                No MI             1.00E+17                 2.25      20101201
141237                20060101         80                No MI             1.00E+17                 2.25      20101201
146472                20060101         80                No MI             1.00E+17                 2.25      20101201
172800                20060101         80                No MI             1.00E+17                 2.25      20101201
195000                20060101         60.56000137       No MI             1.00E+17                 2.25      20101201
144117                20060101         80                No MI             1.00E+17                 2.25      20101201
250000                20060101         56.95000076       No MI             1.00E+17                 2.25      20101201
248000                20060101         80                No MI             1.00E+17                 2.25      20101201
229600                20051201         80                No MI             1.00E+17                 2.25      20101101
265431.2              20051201         80                No MI             1.00E+17                 2.25      20101101
250000                20060101         48.38999939       No MI             1.00E+17                 2.25      20101201
176450                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
2000000               20060201         57.13999939       No MI             1.00E+17                 2.25      20110101
296800                20060201         80                No MI             1.00E+17                 2.25      20110101
265000                20060201         53.54000092       No MI             1.00E+17                 2.25      20110101
671250                20051201         75                No MI             1.00E+17                 2.25      20081101
120000                20060101         64.51999664       No MI             1.00E+17                 2.25      20081201
363811                20060201         80                No MI             1.00E+17                 2.25      20110101
261680                20060301         80                No MI             1.00E+17                 2.25      20110201
500000                20060201         60.97999954       No MI             1.00E+17                 2.25      20110101
98480                 20060101         80                No MI             1.00E+17                 2.25      20101201
975000                20060101         75                No MI                                      2.25      20121201
286400                20060201         80                No MI             1.00E+17                 2.25      20090101
307630                20060201         80                No MI             1.00E+17                 2.25      20110101
199200                20060201         80                No MI             1.00E+17                 2.25      20110101
199730                20060101         80                No MI             1.00E+17                 2.375     20101201
179298                20060201         80                No MI             1.00E+17                 2.25      20110101
270129                20060301         80                No MI             1.00E+17                 2.25      20110201
178283                20060201         71.12000275       No MI             1.00E+17                 2.25      20110101
289880                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
210000                20060201         58.33000183       No MI             1.00E+17                 2.25      20110101
151200                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060301         64.29000092       No MI             1.00E+17                 2.25      20110201
193284                20060201         80                No MI             1.00E+17                 2.25      20110101
145280                20060101         80                No MI             1.00E+17                 2.25      20101201
152000                20060201         80                No MI             1.00E+17                 2.25      20090101
225750                20060201         75                No MI             1.00E+17                 2.25      20110101
258900                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
400000                20060201         68.97000122       No MI             1.00E+17                 2.25      20110101
194400                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060101         80                No MI             1.00E+17                 2.25      20101201
773600                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
380792                20060101         80                No MI             1.00E+17                 2.25      20101201
350000                20060101         48.20999908       No MI             1.00E+17                 2.25      20101201
146800                20060201         80                No MI             1.00E+16                 2.25      20110101
231800                20060101         80                No MI             1.00E+17                 2.25      20101201
190000                20060101         46.56999969       No MI             1.00E+17                 2.25      20121201
374700                20060101         79.98999786       No MI             1.00E+17                 2.25      20121201
296000                20060101         80                No MI             1.00E+17                 2.25      20101201
219400                20060201         80                No MI             1.00E+17                 2.25      20110101
80000                 20060101         80                No MI             1.00E+17                 2.25      20101201
114400                20060101         80                No MI             1.00E+17                 2.25      20101201
153200                20060101         80                No MI             1.00E+17                 2.25      20101201
162400                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
145650                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
140150                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
109440                20060101         80                No MI             1.00E+17                 2.25      20101201
255640                20060201         80                No MI             1.00E+16                 2.25      20110101
870960                20060201         79.62999725       No MI             1.00E+17                 2.25      20110101
143336                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060101         80                No MI             1.00E+17                 2.25      20101201
239920                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060201         80                No MI             1.00E+17                 2.25      20110101
198936                20060201         80                No MI             1.00E+17                 2.25      20110101
119592                20060101         80                No MI             1.00E+17                 2.25      20101201
127832                20060101         80                No MI             1.00E+17                 2.25      20101201
309600                20060201         80                No MI             1.00E+17                 2.25      20110101
166400                20060201         65                No MI             1.00E+17                 2.25      20110101
223368                20060201         80                No MI             1.00E+17                 2.25      20110101
340000                20060201         80                No MI             1.00E+17                 2.25      20090101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
131920                20060201         80                No MI             1.00E+17                 2.25      20110101
100427                20060101         80                No MI             1.00E+17                 2.25      20101201
494800                20051201         80                No MI             1.00E+17                 2.25      20101101
372000                20060101         80                No MI             1.00E+17                 2.25      20101201
388000                20060201         80                No MI             1.00E+17                 2.25      20110101
68400                 20051101         90                PMI                                        2.25      20101001
291200                20060201         80                No MI             1.00E+17                 2.25      20110101
127200                20060201         79.5              No MI             1.00E+17                 2.25      20110101
215992                20060301         80                No MI             1.00E+17                 2.25      20110201
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
195000                20060201         69.63999939       No MI             1.00E+17                 2.25      20110101
101672                20060201         80                No MI             1.00E+17                 2.25      20110101
288656                20060201         80                No MI                                      2.25      20110101
224800                20060201         80                No MI             1.00E+17                 2.25      20110101
342000                20060101         90                Republic MIC      1.00E+17                 2.25      20101201
288000                20060101         80                No MI             1.00E+17                 2.25      20101201
147584                20060101         80                No MI             1.00E+17                 2.25      20101201
319920                20060201         80                No MI             1.00E+17                 2.25      20110101
273750                20060301         75                No MI             1.00E+17                 2.25      20110201
630000                20060201         75                No MI             1.00E+17                 2.25      20110101
167000                20060201         61.84999847       No MI             1.00E+17                 2.25      20110101
183040                20060201         80                No MI             1.00E+17                 2.25      20110101
158540                20051101         80                No MI             1.00E+17                 2.25      20101001
359650                20060101         79.87000275       No MI             1.00E+17                 2.25      20101201
157300                20060201         65                No MI             1.00E+17                 2.25      20110101
257600                20060201         80                No MI             1.00E+17                 2.25      20110101
612500                20060201         70                No MI             1.00E+17                 2.25      20090101
283268                20060301         80                No MI             1.00E+17                 2.25      20110201
640000                20060301         74.41999817       No MI             1.00E+17                 2.25      20110201
70400                 20060301         80                No MI             1.00E+17                 2.25      20110201
222400                20060201         80                No MI             1.00E+17                 2.25      20110101
311200                20060201         80                No MI             1.00E+17                 2.25      20110101
176720                20060201         80                No MI             1.00E+17                 2.25      20110101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060301         80                No MI             1.00E+17                 2.25      20110201
318500                20060201         65                No MI             1.00E+17                 2.25      20110101
139050                20060201         75                No MI             1.00E+17                 2.25      20110101
552300                20060201         70                No MI             1.00E+17                 2.25      20110101
238400                20060201         80                No MI             1.00E+17                 2.25      20110101
384000                20060201         80                No MI             1.00E+17                 2.25      20110101
212300                20060201         79.83000183       No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
312000                20060101         80                No MI                                      2.25      20101201
262500                20060201         75                No MI             1.00E+17                 2.25      20110101
117150                20060201         52.31999969       No MI             1.00E+17                 2.25      20110101
469695                20060201         80                No MI             1.00E+17                 2.25      20090101
100720                20060201         80                No MI             1.00E+17                 2.25      20110101
500000                20060101         80                No MI             1.00E+17                 2.25      20101201
239150                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
197128                20060101         80                No MI             1.00E+17                 2.25      20101201
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
265500                20060201         80                No MI             1.00E+17                 2.25      20110101
200000                20060301         48.77999878       No MI             1.00E+17                 2.25      20110201
429000                20060201         65                No MI             1.00E+17                 2.25      20110101
153800                20060201         80                No MI             1.00E+17                 2.25      20110101
103920                20060201         80                No MI             1.00E+17                 2.25      20110101
242000                20060101         80                No MI             1.00E+17                 2.25      20101201
210000                20060101         67.08999634       No MI             1.00E+17                 2.25      20121201
229918                20060101         75                No MI             1.00E+17                 2.75      20101201
256000                20060201         80                No MI             1.00E+17                 2.25      20110101
2000000               20060201         57.13999939       No MI             1.00E+17                 2.25      20110101
930000                20060101         60                No MI             1.00E+17                 2.25      20101201
1430000               20060301         65                No MI             1.00E+17                 2.25      20110201
160000                20060101         41.04000092       No MI             1.00E+17                 2.25      20101201
224000                20051201         80                No MI             1.00E+17                 2.25      20101101
138940                20060101         80                No MI             1.00E+17                 2.25      20101201
327792                20060201         80                No MI             1.00E+17                 2.25      20090101
212500                20060201         61.41999817       No MI             1.00E+17                 2.25      20130101
374872                20060201         80                No MI             1.00E+17                 2.25      20110101
204344                20060201         80                No MI             1.00E+17                 2.25      20110101
179611                20060201         80                No MI             1.00E+17                 2.25      20110101
299500                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
208160                20060201         80                No MI             1.00E+17                 2.25      20090101
263200                20060201         80                No MI             1.00E+17                 2.25      20110101
210000                20060201         73.68000031       No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
132224                20060201         80                No MI             1.00E+17                 2.75      20110101
231200                20060301         80                No MI             1.00E+17                 2.25      20110201
116000                20060201         80                No MI             1.00E+17                 2.25      20110101
194400                20060201         72                No MI             1.00E+17                 2.75      20110101
150750                20060201         75                No MI             1.00E+17                 2.75      20110101
687200                20060201         80                No MI             1.00E+17                 2.25      20110101
235575                20060201         80                No MI             1.00E+17                 2.25      20110101
99120                 20060201         79.11000061       No MI             1.00E+17                 2.25      20110101
370000                20060201         60.65999985       No MI             1.00E+17                 2.25      20110101
181600                20060201         80                No MI                                      2.25      20110101
260000                20060101         80                No MI             1.00E+17                 2.25      20101201
92000                 20060201         80                No MI             1.00E+17                 2.25      20110101
628000                20060201         80                No MI             1.00E+17                 2.25      20090101
116000                20060201         80                No MI             1.00E+17                 2.25      20110101
448000                20060201         80                No MI             1.00E+17                 2.25      20110101
338000                20060201         80                No MI             1.00E+17                 2.25      20110101
416000                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
114948                20060201         80                No MI             1.00E+17                 2.25      20110101
50950                 20060201         63.68999863       No MI             1.00E+17                 2.25      20110101
167704                20060201         80                No MI             1.00E+17                 2.25      20110101
130620                20060201         80                No MI             1.00E+17                 2.25      20110101
168120                20060201         80                No MI             1.00E+17                 2.25      20110101
488920                20060201         80                No MI             1.00E+17                 2.25      20110101
186236                20060201         80                No MI             1.00E+17                 2.25      20110101
251428                20060201         80                No MI             1.00E+17                 2.25      20110101
107960                20060201         80                No MI             1.00E+17                 2.25      20110101
207008                20060201         80                No MI             1.00E+17                 2.25      20110101
185000                20060201         61.45999908       No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
179920                20060201         80                No MI             1.00E+17                 2.25      20110101
348000                20060201         80                No MI             1.00E+17                 2.25      20110101
135350                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
148800                20060201         80                No MI             1.00E+17                 2.25      20110101
112411                20060201         80                No MI             1.00E+17                 2.25      20110101
152524                20060201         80                No MI             1.00E+17                 2.25      20110101
264800                20060101         80                No MI             1.00E+17                 2.25      20121201
167900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
195000                20060201         75                No MI             1.00E+17                 2.25      20110101
102320                20060101         80                No MI             1.00E+17                 2.25      20121201
183920                20060201         80                No MI             1.00E+17                 2.25      20110101
200850                20060201         65                No MI             1.00E+16                 2.25      20110101
176557                20060101         80                No MI             1.00E+17                 2.25      20101201
288000                20060101         80                No MI             1.00E+17                 2.25      20101201
649000                20060201         77.72000122       No MI                                      2.25      20110101
273600                20051201         80                No MI             1.00E+17                 2.25      20101101
306800                20060201         65                No MI             1.00E+17                 2.25      20110101
561872                20060201         80                No MI             1.00E+17                 2.25      20110101
168004                20060201         80                No MI             1.00E+17                 2.25      20110101
177930                20060201         80                No MI             1.00E+17                 2.25      20110101
257920                20060201         80                No MI             1.00E+17                 2.25      20110101
161500                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
656000                20060201         80                No MI             1.00E+17                 2.25      20110101
200000                20060201         64.51999664       No MI             1.00E+17                 2.25      20110101
149500                20060101         65                No MI             1.00E+17                 2.25      20101201
408750                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
137375                20060201         78.5              No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
186722                20060201         80                No MI             1.00E+17                 2.25      20110101
164000                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
200000                20060201         80                No MI             1.00E+17                 2.25      20110101
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
217420                20060201         80                No MI             1.00E+17                 2.25      20110101
143650                20060201         65                No MI             1.00E+17                 2.25      20110101
319200                20060201         75                No MI             1.00E+17                 2.25      20110101
181248                20060201         80                No MI             1.00E+17                 2.25      20110101
165500                20060201         56.09999847       No MI             1.00E+17                 2.25      20110101
324000                20060201         80                No MI             1.00E+17                 2.25      20110101
62800                 20060201         80                No MI             1.00E+17                 2.25      20110101
139800                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
344150                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
176400                20060201         70                No MI             1.00E+17                 2.25      20110101
178500                20060201         70                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
80000                 20060201         32                No MI             1.00E+17                 2.25      20110101
750000                20060201         54.54999924       No MI             1.00E+17                 2.25      20110101
300142                20060201         80                No MI             1.00E+17                 2.25      20110101
748538                20060201         80                No MI             1.00E+17                 2.25      20110101
130652                20060101         80                No MI             1.00E+17                 2.25      20101201
335920                20060201         65                No MI             1.00E+17                 2.25      20110101
267016                20060201         80                No MI             1.00E+17                 2.25      20110101
480028                20060201         80                No MI             1.00E+17                 2.25      20090101
233950                20060201         60.93000031       No MI             1.00E+17                 2.25      20090101
126400                20060101         80                No MI             1.00E+16                 2.25      20101201
167950                20060201         69.98000336       No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20090101
96000                 20060201         75                No MI             1.00E+17                 2.25      20110101
193600                20060201         79.59999847       No MI             1.00E+17                 2.25      20110101
231200                20060101         80                No MI             1.00E+17                 2.25      20101201
112500                20060201         75                No MI             1.00E+17                 2.25      20110101
110400                20060201         80                No MI             1.00E+17                 2.25      20110101
373200                20060201         80                No MI             1.00E+17                 2.25      20110101
151500                20060201         75                No MI             1.00E+17                 2.25      20110101
162760                20060101         80                No MI             1.00E+17                 2.25      20081201
142392                20060101         80                No MI             1.00E+17                 2.25      20101201
125284                20060201         80                No MI             1.00E+17                 2.25      20110101
281600                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
482400                20060201         80                No MI             1.00E+17                 2.25      20110101
115050                20060201         65                No MI                                      2.25      20110101
101400                20060201         65                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
388000                20060201         80                No MI             1.00E+17                 2.25      20110101
149500                20060101         65                No MI             1.00E+17                 2.25      20101201
286000                20060201         63.84000015       No MI             1.00E+17                 2.25      20090101
650000                20060201         79.75             No MI             1.00E+17                 2.25      20110101
112800                20060201         80                No MI             1.00E+17                 2.25      20110101
212800                20060201         80                No MI             1.00E+17                 2.25      20110101
192401                20060201         80                No MI             1.00E+17                 2.25      20110101
149175                20060201         75                No MI             1.00E+17                 2.25      20110101
473812                20060201         80                No MI             1.00E+17                 2.25      20110101
146760                20051001         80                No MI                                      2.25      20100901
313334                20060201         80                No MI             1.00E+17                 2.25      20110101
383350                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
225600                20060201         80                No MI             1.00E+17                 2.25      20110101
326800                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
221600                20060201         80                No MI             1.00E+17                 2.25      20110101
152424                20060201         80                No MI                                      2.25      20110101
214000                20060201         79.84999847       No MI             1.00E+17                 2.25      20090101
143920                20060201         80                No MI             1.00E+17                 2.25      20110101
343200                20060201         80                No MI             1.00E+17                 2.25      20110101
157520                20060101         80                No MI             1.00E+16                 2.25      20101201
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
960000                20060101         80                No MI             1.00E+17                 5         20081201
366000                20060201         80                No MI             1.00E+17                 2.25      20110101
416250                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
191360                20060101         80                No MI             1.00E+17                 2.25      20101201
334400                20060201         80                No MI             1.00E+17                 2.25      20110101
245000                20060201         70                No MI             1.00E+17                 2.25      20110101
391200                20060201         80                No MI             1.00E+17                 2.25      20110101
136400                20060101         79.97000122       No MI             1.00E+17                 2.25      20101201
136332                20060201         80                No MI             1.00E+17                 2.25      20110101
229600                20060201         80                No MI             1.00E+17                 2.25      20110101
158600                20060101         62.20000076       No MI             1.00E+17                 2.25      20101201
118400                20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060301         80                No MI             1000608-0601003424       2.25      20110201
292500                20060101         65                No MI             1.00E+17                 2.25      20101201
183600                20060201         60                No MI             1.00E+17                 2.25      20110101
150000                20060201         40.86999893       No MI             1.00E+17                 2.25      20110101
100200                20060201         60                No MI             1.00E+17                 2.25      20110101
188492                20060201         80                No MI             1.00E+17                 2.25      20110101
171352                20060201         80                No MI             1.00E+17                 2.25      20110101
252900                20060201         76.66000366       No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.75      20110101
1161300               20060301         70                No MI             1.00E+17                 2.25      20110201
168000                20060101         80                No MI             1.00E+17                 2.25      20101201
140000                20060201         62.34999847       No MI             1.00E+17                 2.25      20110101
265600                20060201         80                No MI             1.00E+17                 2.25      20110101
665250                20060101         59.93000031       No MI             1.00E+17                 2.25      20101201
234468                20060201         80                No MI                                      2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
193500                20060201         75                No MI             1.00E+17                 2.25      20110101
304800                20060201         80                No MI             1.00E+17                 2.25      20110101
216000                20060201         80                No MI             1.00E+17                 2.25      20110101
170400                20060101         80                No MI             1.00E+17                 2.25      20101201
530781                20060101         80                No MI             1.00E+17                 2.25      20101201
178000                20060101         80                No MI             1.00E+17                 2.25      20101201
319200                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
223920                20060201         80                No MI             1.00E+17                 2.25      20110101
149892                20060101         80                No MI             1.00E+17                 2.25      20101201
265557                20060201         80                No MI             1.00E+17                 2.25      20110101
130292                20060201         80                No MI             1.00E+17                 2.25      20110101
250352                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
190400                20060101         80                No MI             1.00E+17                 2.25      20101201
365937                20060201         65                No MI             1.00E+17                 2.25      20110101
140000                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060101         80                No MI             1.00E+17                 2.25      20101201
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
363200                20060201         80                No MI             1.00E+17                 2.25      20110101
214848                20060201         80                No MI             1.00E+17                 2.25      20110101
150000                20060101         39.65000153       No MI             1.00E+17                 2.25      20101201
117200                20060201         80                No MI             1.00E+17                 2.25      20110101
166147                20060201         80                No MI             1.00E+17                 2.25      20110101
162500                20060201         65                No MI             1.00E+17                 2.25      20110101
246932                20060201         80                No MI             1.00E+17                 2.25      20110101
340000                20060101         80                No MI             1.00E+17                 2.25      20101201
1102500               20060201         70                No MI             1.00E+17                 2.25      20110101
98000                 20060201         56                No MI             1.00E+17                 2.25      20110101
104000                20060201         80                No MI             1.00E+17                 2.25      20110101
179120                20060101         80                No MI             1.00E+17                 2.25      20101201
205600                20060201         80                No MI             1.00E+17                 2.25      20110101
202993                20060101         70                No MI             1.00E+17                 2.25      20101201
98400                 20060201         80                No MI             1.00E+17                 2.25      20110101
317600                20060101         80                No MI             1.00E+17                 2.25      20101201
198400                20060201         80                No MI             1.00E+17                 2.25      20110101
115000                20060201         51.36000061       No MI             1.00E+17                 2.25      20110101
536250                20060201         62.34999847       No MI             1.00E+17                 2.25      20110101
140000                20060201         80                No MI             1.00E+17                 2.25      20110101
482800                20060201         80                No MI             1.00E+17                 2.25      20110101
328000                20060101         80                No MI             1.00E+17                 2.25      20101201
279544                20060201         80                No MI             1.00E+17                 2.25      20110101
133270                20060201         80                No MI             1.00E+17                 2.25      20110101
312000                20060301         80                No MI             1.00E+17                 2.25      20110201
1885000               20060201         57.11999893       No MI             1.00E+17                 2.25      20110101
216392                20060201         80                No MI             1.00E+17                 2.25      20110101
260104                20060201         80                No MI             1.00E+17                 2.25      20110101
143256                20060201         80                No MI             1.00E+17                 2.25      20110101
840000                20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
360000                20060101         80                No MI             1.00E+17                 2.25      20101201
384000                20060301         80                No MI             1.00E+17                 2.25      20110201
400000                20051101         80                No MI             1.00E+17                 2.25      20101001
214000                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
155536                20060201         80                No MI             1.00E+17                 2.25      20110101
78974                 20060101         79.98999786       No MI             1.00E+17                 2.25      20121201
283500                20060201         67.5              No MI             1.00E+17                 2.25      20110101
232000                20060201         45.31000137       No MI             1.00E+17                 2.25      20110101
170242                20060101         80                No MI             1.00E+17                 2.25      20101201
116000                20060301         80                No MI             1.00E+17                 2.25      20110201
307500                20060101         75                No MI             1.00E+17                 2.25      20101201
126411                20060201         78.80000305       No MI             1.00E+17                 2.25      20110101
310400                20060201         80                No MI             1.00E+17                 2.25      20110101
200899                20060201         80                No MI             1.00E+17                 2.25      20110101
199747                20060201         80                No MI             1.00E+17                 2.25      20110101
161584                20060201         80                No MI             1.00E+17                 2.25      20110101
121240                20060201         80                No MI             1.00E+17                 2.25      20110101
172300                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
135632                20060201         80                No MI             1.00E+17                 2.25      20110101
173693                20060101         80                No MI             1.00E+17                 2.25      20101201
129000                20060201         80                No MI                                      2.25      20110101
151716                20060201         80                No MI             1.00E+17                 2.25      20110101
363500                20060201         80                No MI             1.00E+17                 2.25      20110101
600000                20060101         80                No MI             1.00E+17                 2.25      20101201
375000                20060101         75                No MI             1.00E+17                 2.25      20101201
352400                20060101         74.98000336       No MI                                      2.25      20101201
190812                20060201         80                No MI             1.00E+17                 2.25      20110101
358474                20060201         80                No MI             1.00E+17                 2.25      20110101
576000                20060101         80                No MI             1.00E+17                 2.25      20101201
270000                20060201         55.43000031       No MI             1.00E+17                 2.25      20110101
156792                20060201         80                No MI             1.00E+17                 2.25      20110101
460000                20060101         69.69999695       No MI             1.00E+17                 2.25      20101201
165520                20060201         80                No MI             1.00E+17                 2.25      20110101
146925                20060201         44.25999832       No MI             1.00E+17                 2.25      20110101
271976                20060201         80                No MI             1.00E+17                 2.25      20110101
220000                20060101         80                No MI             1.00E+17                 2.25      20101201
710400                20060201         80                No MI             1.00E+17                 2.25      20110101
155100                20060201         80                No MI             1.00E+17                 2.25      20110101
188132                20060101         80                No MI             1.00E+17                 2.25      20101201
186552                20060201         80                No MI                                      2.25      20110101
169668                20060201         80                No MI             1.00E+17                 2.25      20110101
186792                20060201         80                No MI             1.00E+17                 2.25      20110101
160000                20060101         79.20999908       No MI             1.00E+17                 2.25      20101201
103920                20060201         80                No MI             1.00E+17                 2.25      20130101
116400                20060201         80                No MI             1.00E+17                 2.25      20110101
126053                20060201         80                No MI             1.00E+17                 2.25      20110101
218653                20060201         80                No MI             1.00E+17                 2.25      20110101
247200                20060201         80                No MI             1.00E+17                 2.25      20110101
429600                20060201         80                No MI             1.00E+17                 2.25      20110101
187700                20060201         80                No MI             1.00E+17                 2.25      20110101
84000                 20060201         80                No MI             1.00E+17                 2.25      20110101
155200                20051201         80                No MI             1.00E+17                 2.75      20101101
108800                20060101         80                No MI             1.00E+17                 2.25      20081201
200480                20060201         79.52999878       No MI             1.00E+17                 2.25      20110101
400000                20060201         53.68999863       No MI             1.00E+17                 2.25      20110101
177156                20060201         80                No MI             1.00E+17                 2.25      20110101
165248                20060201         80                No MI             1.00E+17                 2.25      20110101
219000                20060201         80                No MI             1.00E+17                 2.25      20090101
97149                 20060101         80                No MI             1.00E+17                 2.25      20101201
307182                20060201         80                No MI             1.00E+17                 2.25      20110101
168050                20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
326400                20060101         80                No MI             1.00E+17                 2.25      20101201
272000                20060101         80                No MI             1.00E+17                 2.25      20101201
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
122992                20060101         80                No MI             1.00E+17                 2.25      20121201
189150                20060201         79.80999756       No MI             1.00E+17                 2.25      20110101
183264                20060201         80                No MI             1.00E+17                 2.25      20110101
279662                20060201         80                No MI             1.00E+17                 2.25      20110101
273534                20060201         80                No MI                                      2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
174660                20060201         80                No MI             1.00E+17                 2.25      20110101
575168                20060201         80                No MI             1.00E+17                 2.25      20110101
131772                20060201         80                No MI             1.00E+17                 2.25      20110101
166532                20060201         80                No MI             1.00E+17                 2.25      20110101
435356                20060201         80                No MI             1.00E+17                 2.25      20110101
134759                20060201         80                No MI             1.00E+17                 2.25      20110101
301500                20050901         75                No MI             1.00E+17                 2.25      20080801
260250                20060201         75                No MI             1.00E+17                 2.25      20110101
190400                20060201         80                No MI             1.00E+17                 2.25      20090101
128800                20060201         80                No MI             1.00E+17                 2.25      20110101
251200                20051001         80                No MI             1.00E+17                 2.25      20100901
88775                 20060101         34.97999954       No MI             1.00E+17                 2.25      20101201
139392                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060201         58.91999817       No MI             1.00E+17                 2.25      20110101
393948                20060101         80                No MI             1.00E+17                 2.25      20081201
123476                20060201         80                No MI             1.00E+17                 2.25      20110101
144148                20060201         80                No MI             1.00E+17                 2.25      20110101
168608                20060101         80                No MI             1.00E+17                 2.25      20101201
180800                20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+16                 2.25      20110101
160000                20060201         19.28000069       No MI                                      2.25      20110101
150000                20060101         35.86000061       No MI             1.00E+17                 2.25      20101201
128002                20060201         64.19999695       No MI             1.00E+17                 2.25      20110101
193748                20060201         80                No MI             1.00E+17                 2.25      20110101
124208                20060101         80                No MI             1.00E+17                 2.25      20101201
516000                20060101         51.59999847       No MI             1.00E+17                 4.59      20101201
464400                20060201         80                No MI             1.00E+17                 2.25      20110101
558948                20060101         80                No MI             1.00E+17                 2.25      20101201
137836                20060101         79.66999817       No MI             1.00E+17                 2.25      20101201
116800                20060101         77.91999817       No MI             1.00E+17                 2.25      20101201
123000                20060101         64.98000336       No MI             1.00E+17                 2.25      20101201
335588                20060201         80                No MI             1.00E+17                 2.25      20110101
113585                20060201         46.43999863       No MI             1.00E+17                 2.25      20110101
174092                20060101         80                No MI             1.00E+17                 2.25      20101201
1040000               20051201         65                No MI             1.00E+17                 2.25      20101101
64100                 20060201         72.83999634       No MI             1.00E+17                 2.25      20110101
372000                20060101         80                No MI             1.00E+17                 2.25      20101201
200000                20060201         55.86999893       No MI                                      2.25      20130101
266654                20060101         80                No MI             1.00E+17                 2.25      20101201
169872                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060101         71.55999756       No MI             1.00E+17                 2.25      20101201
191720                20060201         80                No MI             1.00E+16                 2.25      20110101
172807                20060201         80                No MI             1.00E+17                 2.25      20110101
601250                20060201         65                No MI             1.00E+17                 2.25      20110101
126000                20050901         80                No MI             1.00E+17                 5         20080801
171500                20060301         70                No MI             1.00E+17                 2.25      20110201
129324                20060201         80                No MI             1.00E+17                 2.25      20110101
332860                20060201         80                No MI             1.00E+17                 2.25      20110101
105850                20060201         65.80999756       No MI             1.00E+17                 2.25      20110101
158440                20060101         80                No MI             1.00E+17                 2.25      20101201
375000                20060301         75                No MI             1.00E+17                 2.25      20110201
312000                20060101         80                No MI             1.00E+17                 2.25      20101201
116000                20060301         80                No MI             1.00E+17                 2.25      20110201
436000                20060201         80                No MI             1.00E+17                 2.25      20110101
230000                20060101         56.79000092       No MI             1.00E+17                 2.25      20101201
292780                20060101         80                No MI             1.00E+17                 2.25      20101201
122185                20060101         52.68999863       No MI             1.00E+17                 2.25      20101201
474500                20060301         65                No MI             1.00E+17                 2.25      20090201
138348                20060201         80                No MI             1.00E+17                 2.25      20110101
422900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
112500                20060201         76.52999878       No MI             1.00E+17                 2.25      20110101
518950                20060101         80                No MI             1.00E+17                 2.25      20101201
126750                20060201         65                No MI             1.00E+17                 2.25      20110101
408800                20060101         80                No MI             1.00E+17                 2.25      20081201
161257                20060201         80                No MI             1.00E+17                 2.25      20110101
221236                20060201         80                No MI             1.00E+17                 2.25      20110101
210712                20060201         80                No MI             1.00E+17                 2.25      20110101
504050                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
178254                20060201         80                No MI             1.00E+17                 2.25      20110101
171920                20060201         80                No MI             1.00E+17                 2.25      20090101
357550                20060201         80                No MI             1.00E+17                 2.25      20110101
172000                20060101         80                No MI             1.00E+16                 2.25      20081201
152085                20060101         50.34999847       No MI             1.00E+17                 2.25      20101201
473080                20060201         80                No MI             1.00E+17                 2.25      20110101
175000                20060101         53.84999847       No MI             1.00E+17                 2.25      20101201
799960                20060101         80                No MI             1.00E+17                 2.25      20101201
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
106259                20060201         80                No MI             1.00E+17                 2.25      20090101
195050                20060201         80                No MI             1.00E+17                 2.25      20110101
85000                 20060201         32.15000153       No MI             1.00E+17                 2.25      20110101
195100                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
460320                20060101         80                No MI             1.00E+17                 2.25      20101201
253444                20060101         80                No MI             1.00E+17                 2.25      20101201
104000                20060201         65                No MI             1.00E+17                 2.25      20090101
100750                20060201         65                No MI             1.00E+17                 2.25      20090101
263746                20060201         70                No MI             1.00E+17                 2.25      20110101
145600                20060201         80                No MI             1.00E+17                 2.25      20110101
249290                20051201         80                No MI             1.00E+17                 2.25      20101101
130800                20051101         79.97000122       No MI             1.00E+17                 2.25      20101001
167950                20060201         69.98000336       No MI             1.00E+17                 2.25      20110101
191950                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
1105000               20051101         65                No MI             1.00E+17                 2.25      20101001
132000                20060101         80                No MI             1.00E+17                 2.25      20101201
175200                20060201         80                No MI             1.00E+17                 2.25      20110101
158000                20060101         80                No MI             1.00E+17                 2.25      20101201
523600                20060201         69.95999908       No MI             1.00E+17                 2.25      20110101
177904                20060101         80                No MI             1.00E+17                 2.25      20101201
285396                20060101         80                No MI             1.00E+17                 2.25      20101201
220090                20051201         65                No MI             1.00E+17                 2.25      20101101
94400                 20051201         80                No MI             1.00E+17                 2.25      20101101
1000000               20051101         60.61000061       No MI             1.00E+17                 2.25      20101001
252000                20051201         80                No MI             1.00E+17                 2.25      20121101
208000                20051201         80                No MI             1.00E+17                 2.25      20101101
69560                 20051201         80                No MI             1.00E+17                 2.25      20101101
264000                20060301         80                No MI             1.00E+17                 2.25      20110201
123175                20060301         65                No MI             1.00E+17                 2.25      20110201
232000                20060301         80                No MI             1.00E+17                 2.25      20110201
307500                20050901         75                No MI             1.00E+17                 2.75      20120801
256750                20060201         65                No MI             1.00E+17                 2.25      20110101
157000                20060101         69.77999878       No MI                                      2.25      20101201
240500                20060201         64.12999725       No MI             1.00E+17                 2.25      20110101
270000                20060201         51.91999817       No MI             1.00E+17                 2.25      20110101
344000                20060101         80                No MI             1.00E+17                 2.25      20101201
65920                 20060201         79.90000153       No MI             1.00E+17                 2.25      20090101
336000                20060201         76.36000061       No MI             1.00E+17                 2.25      20110101
154400                20060201         80                No MI             1.00E+17                 2.25      20110101
142400                20060301         80                No MI             1.00E+17                 2.25      20110201
388000                20060201         80                No MI             1.00E+17                 2.25      20110101
113685                20060301         65                No MI             1.00E+17                 2.25      20110201
360000                20060301         80                No MI             1.00E+17                 2.25      20110201
204400                20060301         80                No MI             1.00E+17                 2.25      20110201
225000                20060301         55.02000046       No MI             1.00E+17                 2.25      20110201
131703                20060201         75                No MI             1.00E+17                 2.25      20110101
370000                20060201         80                No MI             1.00E+17                 2.25      20110101
158600                20060301         62.20000076       No MI             1.00E+17                 2.25      20110201
387600                20060301         79.91999817       No MI             1.00E+17                 2.25      20110201
50500                 20060301         59.40999985       No MI             1.00E+17                 2.25      20110201
210000                20060301         80                No MI             1.00E+17                 2.25      20110201
188000                20050901         80                No MI             1.00E+17                 2.25      20100801
928000                20051101         80                No MI             1.00E+17                 2.25      20101001
192000                20060301         80                No MI             1.00E+17                 2.25      20110201
631090                20060201         80                No MI             1.00E+17                 2.25      20110101
220000                20060301         51.75999832       No MI             1.00E+17                 2.25      20110201
920000                20060301         80                No MI             1.00E+17                 2.25      20090201
253601                20060101         80                No MI             1.00E+17                 2.25      20101201
171200                20060201         80                No MI             1.00E+17                 2.75      20110101
151000                20060201         78.65000153       No MI             1.00E+17                 2.25      20110101
94800                 20060301         80                No MI             1.00E+17                 2.25      20110201
272000                20060301         80                No MI             1.00E+17                 2.25      20110201
200000                20060301         62.90999985       No MI             1.00E+17                 2.25      20110201
218772                20060201         80                No MI             1.00E+17                 2.25      20110101
255000                20060201         40.47999954       No MI             1.00E+17                 2.25      20130101
238000                20060201         54.70999908       No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
140000                20060301         80                No MI             1.00E+17                 2.25      20110201
204000                20060101         80                No MI             1.00E+17                 2.25      20101201
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
117000                20060201         65                No MI             1.00E+17                 2.25      20110101
127920                20051001         79.94999695       No MI             1.00E+17                 2.25      20100901
132000                20060301         80                No MI                                      2.25      20110201
147200                20060201         80                No MI             1.00E+17                 2.25      20110101
155000                20060201         47.68999863       No MI             1.00E+17                 2.25      20110101
232912                20060301         80                No MI             1.00E+17                 2.25      20110201
183140                20060201         65                No MI             1.00E+17                 2.25      20110101
250000                20060201         69.94999695       No MI             1.00E+17                 2.25      20110101
101250                20060201         75                No MI             1.00E+17                 2.25      20110101
345200                20060101         80                No MI             1.00E+17                 2.25      20101201
425100                20060201         64.90000153       No MI             1.00E+17                 2.25      20110101
288000                20060201         66.98000336       No MI             1.00E+17                 2.25      20110101
233000                20060201         62.97000122       No MI             1.00E+17                 2.25      20110101
70000                 20060101         63.63999939       No MI             1.00E+17                 2.25      20101201
97500                 20060101         65                No MI             1.00E+17                 2.25      20101201
359600                20060101         63.09000015       No MI             1.00E+17                 2.25      20101201
327000                20060201         45.41999817       No MI             1.00E+17                 2.25      20110101
165750                20060201         65                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
211250                20060201         65                No MI             1.00E+17                 2.25      20110101
266000                20060201         66.5              No MI             1.00E+17                 2.25      20110101
217750                20060201         65                No MI             1.00E+17                 2.25      20110101
257600                20060201         80                No MI             1.00E+17                 2.25      20110101
135200                20060201         65                No MI             1.00E+17                 2.25      20110101
123532                20060201         80                No MI             1.00E+17                 2.25      20110101
338000                20060201         65                No MI             1.00E+17                 2.25      20110101
93350                 20060301         74.98000336       No MI             1.00E+17                 2.25      20110201
193400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
147080                20060301         80                No MI             1.00E+17                 2.25      20110201
117940                20060201         79.15000153       No MI             1.00E+17                 2.75      20110101
215954                20060201         80                No MI             1.00E+17                 2.25      20110101
266550                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
255752                20060301         80                No MI             1.00E+17                 2.25      20110201
259012                20060301         80                No MI             1.00E+17                 2.25      20110201
287485                20060201         80                No MI             1.00E+17                 2.25      20110101
191920                20060201         80                No MI             1.00E+17                 2.25      20130101
280792                20060201         80                No MI                                      2.25      20110101
262500                20060201         70                No MI             1.00E+16                 2.25      20110101
148750                20060201         69.98000336       No MI             1.00E+17                 2.25      20110101
230681                20060301         80                No MI             1.00E+17                 2.25      20110201
124232                20060301         80                No MI             1.00E+17                 2.25      20110201
116760                20060201         80                No MI             1.00E+17                 2.25      20110101
221568                20060301         80                No MI             1.00E+17                 2.25      20110201
231920                20060201         80                No MI             1.00E+17                 2.25      20110101
128000                20060101         54.47000122       No MI             1.00E+17                 2.25      20101201
269816                20060101         80                No MI             1.00E+17                 2.75      20101201
126000                20060301         70                No MI             1.00E+17                 2.25      20110201
136000                20060301         80                No MI             1.00E+17                 2.25      20110201
148000                20060301         80                No MI             1.00E+17                 2.25      20110201
277700                20051001         79.98999786       No MI             1.00E+17                 2.25      20120901
115200                20051001         80                No MI             1.00E+17                 2.25      20100901
253950                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
184000                20051001         80                No MI             1.00E+17                 2.25      20100901
214280                20060101         58.70999908       No MI             1.00E+17                 2.75      20101201
135884                20060201         80                No MI             1.00E+17                 2.25      20110101
375000                20060201         56.81999969       No MI             1.00E+17                 2.25      20130101
177050                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
238000                20060201         80                No MI             1.00E+17                 2.25      20110101
223200                20060201         80                No MI             1.00E+17                 2.25      20110101
278300                20060301         65                No MI             1.00E+17                 2.25      20110201
233350                20060201         65                No MI             1.00E+17                 2.25      20110101
233000                20060101         54.18999863       No MI             1.00E+17                 2.25      20101201
904200                20060201         60                No MI                                      2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
211600                20060101         80                No MI             1.00E+17                 2.25      20101201
352000                20051101         80                No MI             1.00E+17                 2.75      20101001
195000                20060201         73.02999878       No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
265200                20060301         64.98999786       No MI             1.00E+17                 2.25      20110201
130960                20060201         80                No MI             1.00E+17                 2.25      20110101
198000                20060301         80                No MI             1.00E+17                 2.25      20110201
132000                20060301         80                No MI             1.00E+17                 2.25      20110201
417000                20060301         74.45999908       No MI             1.00E+17                 2.25      20110201
302150                20060201         80                No MI             1.00E+17                 2.25      20110101
352192                20060201         80                No MI             1.00E+17                 2.25      20110101
555500                20060201         38.58000183       No MI             1.00E+17                 2.25      20110101
283200                20060101         80                No MI             1.00E+17                 2.25      20081201
209720                20060301         80                No MI             1.00E+17                 2.25      20110201
204765                20060201         80                No MI             1.00E+17                 2.25      20110101
639599                20060101         80                No MI             1.00E+17                 2.25      20121201
171920                20060201         80                No MI             1.00E+17                 2.25      20110101
104545                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060301         60.54000092       No MI             1.00E+17                 2.25      20110201
91120                 20060101         80                No MI             1.00E+17                 2.25      20101201
354464                20060201         80                No MI             1.00E+17                 2.25      20110101
221000                20060301         65                No MI             1.00E+17                 2.25      20110201
650000                20060201         76.47000122       No MI             1.00E+17                 2.25      20110101
126240                20060201         80                No MI             1.00E+17                 2.25      20110101
109344                20060101         80                No MI             1.00E+17                 2.25      20101201
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
84000                 20060201         70                No MI             1.00E+17                 2.25      20110101
80800                 20060101         80                No MI             1.00E+17                 2.25      20101201
620000                20060101         80                No MI             1.00E+17                 2.25      20101201
96000                 20060101         80                No MI                                      2.25      20101201
78400                 20060101         80                No MI             1.00E+17                 2.25      20101201
312000                20060201         80                No MI             1.00E+17                 2.25      20090101
178750                20060301         65                No MI             1.00E+17                 2.25      20090201
129096                20060101         80                No MI             1.00E+17                 2.75      20101201
300000                20060201         60.61000061       No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
100320                20060201         80                No MI             1.00E+17                 2.25      20110101
169200                20060301         80                No MI             1.00E+17                 2.25      20110201
111200                20060201         80                No MI             1.00E+17                 2.25      20110101
170200                20060201         80                No MI             1.00E+17                 2.25      20110101
342960                20060201         80                No MI             1.00E+17                 2.25      20110101
150516                20060201         80                No MI             1.00E+17                 2.25      20110101
187510                20060201         80                No MI             1.00E+17                 2.25      20110101
511920                20060201         80                No MI             1.00E+17                 2.25      20110101
120558                20060201         75                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20090101
187500                20060201         75                No MI                                      2.25      20090101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
146900                20060301         65                No MI             1.00E+17                 2.25      20110201
182450                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
354650                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
344000                20060301         80                No MI             1.00E+17                 2.25      20110201
188720                20060301         80                No MI                                      2.25      20110201
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
102501                20060201         80                No MI             1.00E+17                 2.25      20110101
180800                20060201         80                No MI             1.00E+17                 2.25      20110101
425750                20060201         65                No MI             1.00E+17                 2.25      20110101
179000                20060201         54.08000183       No MI             1.00E+17                 2.25      20110101
228852                20060201         80                No MI             1.00E+17                 2.25      20110101
373750                20060201         65                No MI             1.00E+17                 2.25      20110101
284000                20060201         80                No MI             1.00E+17                 2.25      20110101
146700                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
197129                20060101         80                No MI             1.00E+17                 2.25      20101201
620750                20060101         65                No MI             1.00E+17                 2.25      20101201
425955                20060201         80                No MI             1.00E+17                 2.25      20110101
460727                20060201         80                No MI             1.00E+17                 2.25      20110101
291912                20060201         80                No MI             1.00E+17                 2.25      20110101
447650                20060201         70                No MI             1.00E+17                 2.25      20110101
140000                20060101         80                No MI             1.00E+17                 2.25      20101201
151900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
76000                 20060201         80                No MI             1.00E+16                 2.25      20110101
372800                20060201         80                No MI             1.00E+17                 2.25      20110101
143920                20060201         80                No MI             1.00E+17                 2.25      20110101
576000                20060201         65.08000183       No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
130300                20060201         80                No MI             1.00E+17                 2.25      20110101
174579                20060201         80                No MI             1.00E+17                 2.25      20110101
639680                20060101         80                No MI             1.00E+17                 2.25      20101201
166400                20060201         80                No MI             1.00E+17                 2.25      20110101
138500                20060201         76.51999664       No MI             1.00E+17                 2.25      20130101
199000                20060101         39.40999985       No MI             1.00E+17                 2.25      20101201
151807                20060201         80                No MI             1.00E+17                 2.25      20130101
192800                20060201         80                No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
366400                20060201         80                No MI             1.00E+17                 2.25      20130101
328000                20060301         80                No MI             1.00E+17                 2.25      20110201
185568                20060201         80                No MI             1.00E+17                 2.25      20110101
96000                 20060301         80                No MI             1.00E+17                 2.25      20110201
224000                20060101         80                No MI             1.00E+17                 2.25      20101201
354000                20060101         80                No MI             1.00E+17                 2.25      20101201
232800                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
260000                20060101         80                No MI             1.00E+17                 2.25      20101201
255561                20060201         79.91000366       No MI             1.00E+17                 2.25      20110101
280000                20050601         80                No MI             1.00E+17                 2.25      20100501
158652                20060201         80                No MI             1.00E+17                 2.25      20110101
135730                20060201         70                No MI             1.00E+17                 2.25      20110101
273600                20060201         80                No MI             1.00E+17                 2.25      20110101
113360                20060101         80                No MI             1.00E+17                 2.25      20101201
131440                20060101         80                No MI             1.00E+17                 2.25      20101201
126039                20060101         80                No MI             1.00E+17                 2.25      20081201
133350                20060101         79.98000336       No MI             1.00E+17                 2.25      20101201
145000                20060101         79.98000336       No MI             1.00E+17                 2.25      20101201
124932                20060101         80                No MI             1.00E+17                 2.75      20101201
251150                20060301         74.98999786       No MI             1.00E+17                 2.25      20110201
490000                20060201         64.90000153       No MI             1.00E+17                 2.25      20110101
234560                20060101         80                No MI             1.00E+17                 2.25      20101201
204860                20060201         80                No MI             1.00E+17                 2.25      20110101
338000                20060101         80                No MI             1.00E+17                 2.25      20101201
333270                20060101         70                No MI             1.00E+17                 2.25      20101201
347750                20060201         65                No MI             1.00E+16                 2.25      20110101
142935                20060101         65                No MI             1.00E+17                 2.25      20101201
576000                20060101         80                No MI             1.00E+17                 2.25      20081201
197912                20060201         80                No MI             1.00E+17                 2.25      20110101
185500                20060201         70                No MI             1.00E+17                 2.25      20110101
113900                20050801         95                GE Capital MI     1.00E+17                 2.25      20100701
620000                20050901         62.63000107       No MI             1.00E+17                 2.25      20120801
180000                20051101         80                No MI             1.00E+17                 2.25      20121001
232000                20051201         80                No MI             1.23E+17                 2.25      20101101
175655                20050801         95                United Guaranty                            2.25      20120701
280500                20060101         85                YES               1.00E+17                 2.25      20101201
302000                20051201         79.47000122       No MI             1.00E+17                 2.25      20121101
307200                20051201         80                No MI             1.00E+17                 2.25      20121101
428000                20060101         80                No MI             1.00E+17                 2.25      20081201
268000                20060101         80                No MI             1.00E+17                 2.25      20101201
340000                20051101         48.56999969       No MI             1.00E+17                 2.25      20121001
355200                20060101         80                No MI             1.00E+17                 2.25      20101201
75050                 20060101         9.619999886       No MI             1.00E+17                 2.25      20121201
228000                20060101         80                No MI             1.00E+17                 2.25      20101201
499000                20060101         79.20999908       No MI             1.00E+17                 2.25      20101201
359650                20060101         75.72000122       No MI             1.00E+17                 2.25      20101201
359650                20060101         58.95999908       No MI             1.00E+17                 2.25      20101201
224000                20060101         79.76999664       No MI             1.00E+17                 2.25      20101201
454000                20051201         62.18999863       No MI             1.00E+17                 2.25      20101101
522000                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
268000                20060101         80                No MI             1.00E+17                 2.25      20101201
500000                20060101         75.76000214       No MI             1.00E+17                 2.25      20101201
188000                20060101         80                No MI             1.00E+17                 2.25      20101201
236000                20060101         80                No MI             1.00E+17                 2.25      20101201
180000                20060101         80                No MI             1.00E+17                 2.25      20101201
285000                20060101         32.95000076       No MI             1.00E+17                 2.25      20101201
311900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
650000                20060101         68.41999817       No MI             1.00E+17                 2.25      20101201
344000                20060101         80                No MI             1.00E+17                 2.25      20101201
240000                20060101         80                No MI             1.00E+17                 2.25      20081201
306000                20060101         80                No MI             1.00E+17                 2.25      20101201
637000                20060101         70                No MI             1.00E+17                 2.25      20101201
383900                20051201         80                No MI             1.00E+17                 2.25      20101101
500000                20051201         79.66000366       No MI                                      2.25      20101101
120000                20060101         80                No MI             1.00E+17                 2.25      20101201
182000                20060101         70                No MI             1.00E+17                 2.25      20101201
320000                20060101         80                No MI             1.00E+17                 2.25      20121201
210000                20060101         55.25999832       No MI             1.00E+17                 2.25      20121201
320000                20060101         80                No MI             1.00E+17                 2.25      20121201
256000                20060101         80                No MI             1.00E+17                 2.25      20121201
437500                20060101         70                No MI             1.00E+17                 2.25      20101201
296000                20060101         53.81999969       No MI             1.00E+17                 2.25      20101201
358400                20060101         80                No MI             1.00E+17                 2.25      20101201
359650                20060101         79.94000244       No MI             1.00E+17                 2.25      20101201
488000                20060101         80                No MI             1.00E+17                 2.25      20101201
440000                20060101         80                No MI             1.00E+17                 2.25      20101201
378000                20060101         66.90000153       No MI                                      2.25      20101201
248000                20060101         80                No MI             1.00E+17                 2.25      20101201
304000                20060101         80                No MI             1.00E+17                 2.25      20101201
1000000               20060101         69.05999756       No MI                                      2.25      20101201
424000                20060201         80                No MI             1.00E+17                 2.25      20110101
342750                20060101         71.41000366       No MI             1.00E+17                 2.25      20101201
252800                20060101         80                No MI             1.00E+17                 2.25      20101201
300000                20060101         80                No MI             1.00E+17                 2.25      20101201
476000                20060101         80                No MI             1.00E+17                 2.25      20101201
392000                20060101         80                No MI             1.00E+17                 2.25      20101201
480000                20060101         80                No MI             1.00E+17                 2.25      20101201
320000                20060101         80                No MI             1.00E+17                 2.25      20101201
463200                20060201         80                No MI             1.00E+17                 2.25      20090101
452000                20060201         82.94000244       Republic MIC      1.00E+17                 2.875     20090101
677600                20060201         80                No MI             1.00E+17                 2.25      20090101
532337                20060201         80                No MI             1.00E+17                 2.25      20090101
574000                20060201         80                No MI             1.00E+17                 2.25      20090101
1750000               20060301         58.43000031       No MI             1.00E+17                 2.25      20090201
650000                20060201         70.73000336       No MI             1.00E+17                 2.25      20090101
425200                20060201         80                No MI             1.00E+17                 2.25      20090101
428000                20060201         80                No MI             1.00E+17                 2.25      20090101
474878                20060201         80                No MI             1.00E+17                 2.25      20090101
336000                20050701         80                No MI             1.00E+17                 2.25      20080601
210000                20050701         72.41000366       No MI             1.00E+17                 2.25      20080601
303900                20050801         79.98999786       No MI             1.00E+17                 2.25      20080701
133000                20050801         95                Mortgage Guaranty 1.00E+17                 2.25      20080701
738750                20050901         75                No MI             1.00E+17                 2.25      20080801
225000                20050801         90                United Guaranty   1.00E+17                 2.25      20080701
490000                20060201         79.5              No MI             1.00E+17                 2.25      20090101
256000                20050901         80                No MI             1.00E+17                 2.25      20120801
465000                20050901         67.38999939       No MI             1.00E+17                 2.25      20120801
536000                20050901         78.25             No MI             1.00E+17                 2.25      20120801
416000                20050901         79.84999847       No MI             1.00E+17                 2.25      20120801
304000                20050901         80                No MI             1.00E+17                 2.25      20120801
450000                20050901         79.37000275       No MI             1.00E+17                 2.25      20120801
468800                20050701         80                No MI             1.00E+17                 2.25      20120601
1384000               20050801         62.90999985       No MI                                      2.25      20120701
500000                20050801         80                No MI             1.00E+17                 2.25      20120701
423900                20050801         80                No MI             1.00E+17                 2.25      20120701
450000                20050901         54.54999924       No MI             1.00E+17                 2.25      20120801
442000                20050901         80                No MI             1.00E+17                 2.25      20120801
450000                20050901         75.76000214       No MI             1.00E+17                 2.25      20120801
394000                20050701         62.54000092       No MI             1.00E+17                 2.5       20120601
417600                20050901         80                No MI             1.00E+17                 2.25      20120801
407000                20050901         72.68000031       No MI                                      2.25      20120801
590000                20050901         61.45999908       No MI             1.00E+17                 2.25      20120801
421600                20050901         80                No MI             1.00E+17                 2.25      20120801
532000                20050801         80                No MI             1.00E+17                 2.25      20120701
804000                20050901         71.33999634       No MI             1.00E+17                 2.25      20120801
562500                20050901         75                No MI             1.00E+17                 2.25      20120801
464000                20051101         80                No MI             1.00E+17                 2.25      20121001
374000                20051101         59.93999863       No MI             1.00E+17                 2.25      20121001
160000                20051201         79.20999908       No MI                                      2.25      20101101
530000                20051201         61.63000107       No MI             1.00E+17                 2.25      20101101
256000                20060101         80                No MI             1.00E+17                 2.25      20101201
620000                20051201         80                No MI             1.00E+17                 2.25      20101101
357200                20060101         80                No MI             1.00E+17                 2.25      20101201
478400                20060101         75                No MI             1.00E+17                 2.25      20101201
344400                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
342400                20060101         80                No MI             1.00E+17                 2.25      20101201
236000                20060101         64.66000366       No MI             1.00E+17                 2.25      20101201
400000                20060101         80                No MI             1.00E+17                 2.25      20101201
650000                20060101         69.97000122       No MI             1.00E+17                 2.25      20101201
384000                20060101         80                No MI             1.00E+17                 2.25      20101201
345000                20060101         57.97999954       No MI             1.00E+17                 2.25      20101201
96000                 20051201         80                No MI             1.00E+17                 2.25      20081101
209600                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
650000                20060101         74.70999908       No MI             1.00E+17                 2.25      20101201
650000                20060101         61.72999954       No MI                                      2.25      20101201
1500000               20060101         66.66999817       No MI             1.00E+17                 2.25      20101201
452000                20060101         80                No MI             1.00E+17                 2.25      20101201
162000                20060101         67.5              No MI             1.00E+17                 2.25      20101201
434000                20060101         70                No MI             1.00E+17                 2.25      20101201
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060101         80                No MI             1.00E+17                 2.25      20101201
532000                20060101         80                No MI             1.00E+17                 2.25      20101201
296000                20060101         80                No MI             1.00E+17                 2.25      20101201
432000                20051201         79.81999969       No MI             1.00E+17                 2.25      20101101
512000                20060101         79.93000031       No MI             1.00E+17                 2.25      20121201
155900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
368000                20051101         80                No MI             1.00E+17                 2.25      20121001
280000                20060101         57.72999954       No MI             1.00E+17                 2.25      20101201
316250                20060101         80                No MI             1.00E+17                 2.25      20101201
510500                20060201         34.72999954       No MI                                      2.25      20110101
404200                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
500800                20060101         80                No MI             1.00E+17                 2.25      20101201
436000                20060201         80                No MI             1.00E+17                 2.25      20110101
175000                20060101         77.77999878       No MI             1.00E+17                 2.25      20101201
286500                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
339600                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
473600                20060101         80                No MI             1.00E+17                 2.25      20101201
200000                20060201         80                No MI                                      2.25      20110101
204000                20060101         80                No MI             1.00E+17                 2.25      20101201
350000                20060101         53.84999847       No MI             1.00E+17                 2.25      20101201
159200                20060101         80                No MI             1.00E+17                 2.25      20101201
460400                20051101         76.26000214       No MI             1.00E+17                 2.25      20081001
303200                20051201         80                No MI             1.00E+17                 2.25      20081101
280000                20060101         80                No MI             1.00E+17                 2.25      20101201
552000                20060101         80                No MI             1.00E+17                 2.25      20101201
348350                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
293750                20060201         70.77999878       No MI             1.00E+17                 2.25      20110101
184000                20060201         71.31999969       No MI             1.00E+17                 2.25      20110101
247200                20060201         80                No MI             1.00E+17                 2.25      20110101
500000                20060101         80                No MI             1.00E+17                 2.25      20101201
221000                20060201         60.54999924       No MI             1.00E+17                 2.25      20110101
480000                20060201         80                No MI             1.00E+17                 2.25      20110101
355000                20060101         78.88999939       No MI             1.00E+17                 2.25      20081201
262400                20051201         80                No MI             1.00E+17                 2.25      20081101
540000                20060101         80                No MI             1.00E+17                 2.25      20081201
260000                20060201         80                No MI             1.00E+17                 2.25      20090101
336000                20060101         80                No MI                                      2.25      20081201
296000                20060101         80                No MI             1.00E+17                 2.25      20081201
577200                20060201         80                No MI             1.00E+17                 2.25      20130101
280000                20060101         80                No MI             1.00E+17                 2.25      20121201
136000                20050801         80                No MI             1.00E+17                 2.25      20120701
576000                20060101         80                No MI                                      2.25      20121201
249300                20060201         90                United Guaranty                            2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         73.68000031       No MI             1.00E+17                 2.25      20110101
287000                20060201         79.94000244       No MI             1.00E+17                 2.25      20110101
350000                20060101         72.91999817       No MI             1.00E+17                 2.25      20101201
199900                20051201         79.95999908       No MI             1.00E+17                 2.25      20081101
750000                20060101         75                No MI             1.00E+17                 2.25      20101201
253200                20060201         80                No MI             1.00E+17                 2.25      20090101
1500000               20060201         57.68999863       No MI             1.00E+17                 2.25      20090101
410000                20060201         74.55000305       No MI             1.00E+17                 2.25      20110101
500000                20060101         75.47000122       No MI             1.23E+17                 2.25      20101201
513750                20060201         75                No MI             1.00E+17                 2.25      20110101
391200                20060201         80                No MI             1.00E+17                 2.25      20110101
70000                 20060201         42.41999817       No MI             1.00E+17                 2.25      20090101
189000                20060201         70                No MI             1.00E+17                 2.25      20090101
345000                20060201         55.65000153       No MI             1.00E+17                 2.25      20110101
340000                20060201         80                No MI             1.00E+17                 2.25      20110101
86400                 20060201         80                No MI                                      2.25      20110101
455920                20060201         80                No MI             1.00E+17                 2.25      20110101
217500                20060201         75                No MI                                      2.25      20110101
500000                20060201         72.45999908       No MI             1.00E+17                 2.25      20130101
617000                20051001         45.70000076       No MI             1.00E+17                 2.25      20080901
474356                20060201         80                No MI             1.00E+17                 2.25      20090101
452000                20060101         80                No MI             1.00E+17                 2.25      20081201
695000                20051201         60.43000031       No MI             1.00E+17                 2.25      20081101
450400                20060101         80                No MI             1.00E+17                 2.25      20081201
998000                20051201         76.76999664       No MI             1.00E+17                 2.25      20081101
500000                20060201         77.19000244       No MI             1.00E+17                 2.25      20090101
488000                20060201         80                No MI             1.00E+17                 2.25      20090101
431750                20060201         80                No MI             1.00E+17                 2.25      20090101
961600                20060101         80                No MI             1.00E+17                 2.25      20081201
860000                20060101         80                No MI             1.00E+17                 2.25      20081201
559148                20060101         77.75             No MI             1.00E+17                 2.25      20081201
600000                20060201         75                No MI             1.00E+17                 2.25      20090101
434000                20060201         70                No MI             1.00E+17                 2.25      20090101
428400                20060101         80                No MI             1.00E+17                 2.25      20081201
480000                20060201         80                No MI             1.00E+17                 2.25      20090101
467950                20060101         79.98999786       No MI             1.00E+17                 2.25      20081201
440000                20060101         80                No MI             1.00E+17                 2.25      20081201
559950                20060201         80                No MI             1.00E+17                 2.25      20090101
724000                20060201         80                No MI             1.00E+17                 2.25      20090101
444000                20060101         80                No MI             1.00E+17                 2.25      20081201
560000                20051201         80                No MI             1.00E+17                 2.25      20081101
516000                20060101         80                No MI             1.00E+17                 2.25      20081201
615000                20060201         64.40000153       No MI             1.00E+17                 2.25      20090101
592000                20051101         80                No MI             1.00E+17                 2.25      20081001
525000                20060201         72.41000366       No MI             1.00E+17                 2.25      20090101
572250                20060201         75                No MI             1.00E+17                 2.25      20090101
466000                20060201         71.80000305       No MI             1.00E+17                 2.25      20090101
961000                20060201         66.27999878       No MI             1.00E+17                 2.25      20090101
576000                20050901         80                No MI             1.00E+17                 2.25      20080801
558400                20060201         79.91000366       No MI             1.00E+17                 2.25      20090101
420000                20060201         77.20999908       No MI             1.00E+17                 2.25      20090101
459000                20060101         64.19999695       No MI             1.00E+17                 2.25      20081201
564000                20060101         73.25             No MI             1.00E+17                 2.25      20081201
492000                20060101         80                No MI             1.00E+17                 2.25      20081201
620000                20060201         80                No MI             1.00E+17                 2.25      20090101
435232                20060201         80                No MI             1.00E+17                 2.25      20090101
500000                20060201         80                No MI             1.00E+17                 2.25      20090101
541600                20060201         80                No MI             1.00E+17                 2.25      20090101
1500000               20060201         48.38999939       No MI             1.00E+17                 2.25      20090101
450646                20060201         79.43000031       No MI             1.00E+17                 2.25      20090101
420000                20060101         80                No MI             1.00E+17                 2.25      20081201
800000                20060201         80                No MI             1.00E+17                 2.25      20090101
520000                20060201         75.58000183       No MI             1.00E+17                 2.25      20090101
910000                20060201         70.81999969       No MI             1.00E+17                 2.25      20090101
598000                20060201         80                No MI             1.00E+17                 2.25      20090101
460000                20060201         80                No MI             1.00E+17                 2.25      20090101
657000                20060201         35.90000153       No MI             1.00E+17                 2.25      20090101
196500                20050901         74.98000336       No MI             1.00E+17                 2.25      20100801
341600                20051101         80                No MI             1.00E+17                 2.25      20101001
274400                20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
679040                20060101         80                No MI             1.00E+17                 2.25      20101201
438490                20060201         80                No MI             1.00E+17                 2.25      20110101
225250                20051201         85                Republic MIC      1.00E+17                 2.25      20101101
205000                20050801         66.12999725       No MI             1.00E+17                 2.25      20100701
279456                20051201         95                Mortgage Guaranty 1.00E+17                 2.25      20081101
342065                20060101         80                No MI             1.00E+17                 2.25      20101201
352000                20050901         80                No MI             1.00E+17                 2.25      20100801
125000                20060201         31.36000061       No MI             1.00E+17                 2.25      20110101
141050                20060201         65                No MI             1.00E+17                 2.25      20110101
167192                20060101         80                No MI             1.00E+17                 2.25      20101201
479980                20060101         80                No MI             1.00E+17                 2.25      20101201
580000                20050901         80                No MI             1.00E+17                 2.75      20120801
94165                 20060101         80                No MI             1.00E+17                 2.25      20101201
316800                20060201         80                No MI             1.01E+15                 2.25      20090101
158000                20060101         64.48999786       No MI             1.00E+17                 2.25      20101201
114528                20060101         80                No MI             1.00E+17                 2.25      20101201
147484                20051201         80                No MI                                      2.25      20101101
200048                20060101         80                No MI             1.00E+17                 2.25      20101201
161100                20051101         65.76000214       No MI             1.00E+17                 2.25      20101001
158800                20060101         80                No MI             1.00E+17                 2.25      20101201
153300                20060201         78.81999969       No MI             1.00E+17                 2.25      20090101
193722                20060201         80                No MI             1.00E+17                 2.25      20110101
268800                20060201         80                No MI             1.00E+17                 2.25      20110101
90935                 20060301         65                No MI             1.00E+17                 2.25      20110201
168000                20060101         70                No MI             1.00E+17                 2.25      20101201
91350                 20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
196720                20060101         80                No MI             1.00E+17                 2.25      20101201
460000                20060101         60.68999863       No MI             1.00E+17                 2.25      20101201
150000                20060201         28.09000015       No MI             1.00E+17                 2.25      20110101
125680                20060101         50                No MI             1.00E+17                 2.25      20081201
196506                20060101         80                No MI             1.00E+17                 2.25      20101201
211288                20060201         80                No MI                                      2.25      20110101
127900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
358400                20060201         80                No MI             1.00E+17                 2.25      20090101
118300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
195100                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
194625                20060201         75                No MI             1.00E+16                 2.25      20110101
194625                20060201         75                No MI             1.00E+17                 2.25      20110101
259350                20060201         69.16000366       No MI             1.00E+15                 2.25      20110101
200000                20060201         79.37000275       No MI             1.00E+17                 2.25      20110101
299550                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
97165                 20060201         42.77000046       No MI             1.00E+17                 2.25      20110101
400000                20060101         80                No MI             1.00E+17                 2.25      20101201
157076                20060201         70                No MI             1.00E+17                 2.25      20110101
1430000               20060201         65                No MI             1.00E+17                 2.25      20110101
312000                20060301         80                No MI             1.00E+17                 2.25      20110201
89310                 20060201         77.05999756       No MI             1.00E+17                 2.25      20110101
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
250000                20060201         61.72999954       No MI             1.00E+17                 2.25      20110101
238304                20060201         80                No MI             1.00E+17                 2.25      20090101
251392                20060201         80                No MI             1.00E+17                 2.25      20110101
146400                20060301         80                No MI             1.00E+17                 2.25      20090201
264500                20060201         64.98999786       No MI             1.00E+17                 2.25      20110101
375375                20060201         65                No MI             1.00E+17                 2.25      20110101
86400                 20060101         80                No MI             1.00E+17                 2.25      20101201
209062                20060201         80                No MI             1.00E+17                 2.25      20110101
468850                20051101         79.58999634       No MI             1.00E+17                 2.25      20101001
204000                20051101         80                No MI             1.00E+17                 2.25      20101001
152000                20051001         80                No MI             1.00E+16                 2.25      20100901
99000                 20051101         53.22999954       No MI             1.00E+17                 2.25      20101001
205600                20051001         80                No MI                                      2.25      20120901
241700                20051001         80                No MI                                      2.25      20100901
290400                20051001         80                No MI                                      2.25      20120901
100000                20051101         80                No MI                                      2.25      20121001
1480700               20051001         64.37999725       No MI                                      2.25      20120901
102300                20051001         80                No MI                                      2.25      20120901
726450                20051001         55.02999878       No MI                                      2.25      20120901
347700                20051001         71.09999847       No MI                                      2.25      20120901
277850                20051001         72.16999817       No MI                                      2.25      20120901
203600                20051001         80                No MI                                      2.25      20120901
153000                20051001         83.61000061       GE Capital MI                              2.25      20120901
386750                20051001         95                Mortgage Guaranty In                       2.25      20120901
120000                20051001         80                No MI                                      2.25      20120901
160000                20051001         80                No MI                                      2.25      20120901
234000                20051001         90                Mortgage Guaranty In                       2.25      20120901
254700                20051001         60.93000031       No MI                                      2.25      20120901
92500                 20051001         79.98000336       No MI                                      2.25      20120901
157500                20051001         79.98999786       No MI                                      2.25      20120901
996000                20051001         80                No MI                                      2.25      20120901
212000                20051001         79.98000336       No MI                                      2.25      20120901
122000                20051001         59.22000122       No MI                                      2.25      20120901
86800                 20051001         80                No MI                                      2.25      20120901
500000                20051001         77.04000092       No MI                                      2.25      20120901
192000                20051001         80                No MI                                      2.25      20120901
125000                20051001         74.84999847       No MI                                      2.25      20120901
472800                20051001         80                No MI                                      2.25      20120901
448000                20051001         80                No MI                                      2.25      20120901
160450                20051001         74.41999817       No MI                                      2.25      20120901
234250                20051001         72.98000336       No MI                                      2.25      20120901
500000                20051001         80                No MI                                      2.25      20120901
236700                20051001         79.98999786       No MI                                      2.25      20120901
137600                20051001         80                No MI                                      2.25      20120901
353600                20051001         80                No MI                                      2.25      20120901
124000                20051001         80                No MI                                      2.25      20120901
143700                20051001         79.83000183       No MI                                      2.25      20120901
500000                20051001         70.41999817       No MI                                      2.25      20120901
144000                20051001         80                No MI                                      2.25      20120901
85600                 20051001         80                No MI                                      2.25      20120901
521950                20051001         79.98999786       No MI                                      2.25      20120901
104800                20051001         80                No MI                                      2.25      20120901
339200                20051001         80                No MI                                      2.25      20100901
146250                20051001         84.05000305       GE Capital MI                              2.25      20120901
599900                20051001         100               GE Capital MI                              2.25      20120901
136000                20051001         80                No MI                                      2.25      20120901
178500                20051001         85                GE Capital MI                              2.25      20120901
207900                20051001         79.98999786       No MI                                      2.25      20120901
251350                20051001         77.33999634       No MI                                      2.25      20120901
100000                20051001         30.69000053       No MI                                      2.25      20120901
165600                20051001         80                No MI                                      2.25      20120901
110400                20051001         80                No MI                                      2.25      20120901
344000                20051001         80                No MI                                      2.25      20120901
124000                20051101         80                No MI                                      2.25      20121001
460000                20051001         80                No MI                                      2.25      20120901
408000                20051001         80                No MI                                      2.25      20120901
148000                20051001         80                No MI                                      2.25      20120901
204900                20051001         62.09000015       No MI                                      2.25      20120901
200000                20051001         68.97000122       No MI                                      2.25      20120901
250000                20051001         45.45000076       No MI                                      2.25      20120901
343600                20051001         80                No MI                                      2.25      20120901
431350                20051001         99.98999786       GE Capital MI                              2.25      20120901
139000                20051001         100               GE Capital MI                              2.25      20120901
152000                20051101         80                No MI                                      2.25      20121001
168000                20051001         80                No MI                                      2.25      20120901
351350                20051001         54.04999924       No MI                                      2.25      20120901
98750                 20051101         79.98000336       No MI                                      2.25      20121001
319900                20051001         79.98999786       No MI                                      2.25      20120901
290000                20051001         71.77999878       No MI                                      2.25      20120901
128800                20051001         80                No MI                                      2.25      20120901
159600                20051101         80                No MI                                      2.25      20121001
156750                20051001         50                No MI                                      2.25      20120901
1061000               20051001         73.16999817       No MI                                      2.25      20120901
190000                20051001         76.86000061       No MI                                      2.25      20120901
255550                20051001         64.69999695       No MI                                      2.25      20120901
140640                20050801         80                No MI             1.00E+17                 2.25      20100701
162400                20051101         80                No MI             1.00E+17                 2.25      20101001
204000                20051101         80                No MI             1.00E+17                 2.25      20101001
450000                20060301         75                No MI             1.00E+17                 2.25      20110201
236000                20060101         80                No MI                                      2.25      20081201
144600                20051101         80                No MI             1.00E+17                 2.25      20101001
1000000               20051001         47.61999893       No MI             1.00E+17                 2.25      20100901
304000                20051001         80                No MI             1.00E+17                 2.25      20100901
243950                20051001         79.98000336       No MI             1.00E+17                 2.25      20100901
312000                20051101         80                No MI             1.00E+17                 2.25      20121001
290400                20051101         80                No MI             1.00E+17                 2.25      20101001
195200                20051101         64                No MI             1.00E+17                 2.25      20101001
136800                20050701         79.08000183       No MI             1.00E+17                 2.25      20100601
247200                20060301         80                No MI             1.00E+17                 2.25      20110201
203920                20051101         80                No MI             1.00E+17                 2.25      20101001
94250                 20051201         65                No MI             1.00E+17                 2.25      20101101
1036200               20051201         75                No MI             1.00E+17                 2.25      20101101
320800                20051201         80                No MI             1.00E+17                 2.25      20101101
189500                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
459200                20060101         80                No MI             1.00E+17                 2.25      20101201
339800                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
163000                20060101         54.18999863       No MI             1.00E+17                 2.25      20101201
190400                20060301         80                No MI             1.00E+17                 2.25      20110201
316000                20060301         80                No MI             1.00E+17                 2.25      20110201
220000                20051001         80                No MI             1.00E+17                 2.25      20100901
536000                20030801         80                No MI             M10001570002606984       2.25      20080701
566000                20051001         80                No MI             1.00E+17                 2.75      20100901
80000                 20051001         58.38999939       No MI             1.00E+17                 2.75      20080901
80000                 20051001         61.54000092       No MI             1.00E+17                 2.75      20080901
80000                 20051001         58.38999939       No MI             1.00E+17                 2.75      20080901
80000                 20051001         61.54000092       No MI             1.00E+17                 2.75      20080901
200000                20051001         74.06999969       No MI             1.00E+17                 2.75      20080901
535500                20050901         79.93000031       No MI             1.00E+17                 2.75      20100801
384000                20060201         80                No MI             1001043-0077051103       2.25      20090101
216000                20060201         80                No MI             1003345-0000011743       2.25      20110101
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
221600                20060301         80                No MI             1.00E+17                 2.25      20110201
213000                20060201         62.65000153       No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI                                      2.25      20110101
249212                20060201         80                No MI             1.00E+17                 2.25      20110101
326250                20060201         75                No MI             1.00E+17                 2.25      20110101
316000                20060201         80                No MI             1.00E+17                 2.25      20110101
199200                20060301         80                No MI             1.00E+17                 2.25      20110201
292000                20060301         80                No MI             1.00E+17                 2.25      20110201
232000                20060201         80                No MI             1.00E+17                 2.25      20110101
524550                20060201         65                No MI             1.00E+17                 2.25      20110101
224250                20060301         75                No MI             1.00E+17                 2.25      20110201
407920                20060301         80                No MI             1.00E+17                 2.25      20110201
540000                20060301         80                No MI             1.00E+17                 2.25      20110201
687200                20060201         80                No MI                                      2.25      20110101
650000                20060301         60.18999863       No MI             1.00E+17                 2.25      20110201
180480                20060301         80                No MI             1.00E+17                 2.25      20110201
85760                 20060301         80                No MI             1.00E+17                 2.25      20110201
372000                20060301         80                No MI             1.00E+17                 2.25      20110201
216000                20060301         80                No MI             1.00E+17                 2.25      20110201
167120                20060301         80                No MI             1.00E+17                 2.25      20110201
277500                20060301         75                No MI             1.00E+17                 2.25      20110201
317602                20060301         80                No MI             1.00E+17                 2.25      20110201
200739                20060301         80                No MI             1.00E+17                 2.25      20110201
325824                20060301         80                No MI             1.00E+17                 2.25      20110201
360500                20060301         70                No MI             1.00E+17                 2.25      20110201
139200                20060301         80                No MI             1.00E+17                 2.25      20110201
130400                20060301         80                No MI             1.00E+17                 2.25      20110201
225000                20060301         32.13999939       No MI             1.00E+17                 2.25      20110201
273750                20060301         75                No MI                                      2.25      20110201
475000                20050901         73.63999939       No MI             1.00E+17                 2.75      20100801
567800                20051001         68.41000366       No MI             1.00E+17                 2.75      20100901
498500                20050901         49.84999847       No MI             1.00E+17                 2.75      20100801
85050                 20050701         70                No MI             1.00E+17                 2.75      20100601
562500                20051001         74.01000214       No MI             1.00E+17                 2.75      20080901
228900                20051001         70                No MI             1.00E+17                 2.75      20080901
525000                20051101         53.02999878       No MI             1.00E+17                 2.75      20081001
460000                20051001         79.72000122       No MI             1.00E+17                 2.75      20100901
480000                20051101         56.47000122       No MI             1.00E+17                 2.75      20101001
161600                20050901         80                No MI             1.00E+17                 2.75      20100801
472000                20051101         80                No MI             1.00E+17                 2.75      20081001
259750                20051001         80                No MI             1.00E+17                 2.75      20100901
424000                20051101         80                No MI             1.00E+17                 2.75      20101001
420000                20051101         68.29000092       No MI             1.00E+17                 3.875     20101001
350000                20060301         58.33000183       No MI             1000673-0100028336       2.25      20110201
514450                20060201         80                No MI             1.00E+17                 2.25      20110101
284000                20060301         80                No MI             1.00E+17                 2.25      20110201
165600                20060301         80                No MI             1.00E+17                 2.25      20110201
228000                20050701         79.72000122       No MI                                      2.25      20120601
198250                20050801         65                No MI             1.00E+17                 2.25      20120701
126400                20050801         80                No MI             1.00E+17                 2.25      20120701
433400                20050901         79.98999786       No MI             1.00E+17                 2.25      20120801
300000                20050901         47.61999893       No MI             1.00E+17                 2.25      20120801
1400000               20051001         50                No MI             1.00E+17                 2.25      20120901
143920                20050801         80                No MI             1.00E+17                 2.25      20120701
151900                20050501         79.98999786       No MI             1.00E+17                 2.25      20120401
85000                 20050901         69.11000061       No MI             1.00E+17                 2.25      20120801
921200                20050801         76.76999664       No MI             1.00E+17                 2.25      20120701
335000                20050801         64.98999786       No MI             1.00E+17                 2.25      20120701
160000                20050901         76.19000244       No MI             1.00E+17                 2.25      20120801
207200                20050701         80                No MI             1.00E+17                 2.25      20120601
665000                20050801         70                No MI             1.00E+17                 2.25      20120701
132000                20050901         80                No MI             1.00E+17                 2.25      20120801
88000                 20050701         80                No MI             1.00E+17                 2.25      20120601
473100                20050901         76.55000305       No MI             1.00E+17                 2.25      20120801
171750                20050701         75                No MI             1.00E+17                 2.25      20100601
307500                20050801         50                No MI             1.00E+17                 2.25      20100701
642850                20051101         80                No MI             1.00E+17                 2.25      20101001
309350                20051101         80                No MI             1.00E+17                 2.25      20121001
324800                20060201         80                No MI             1.00E+17                 2.25      20110101
452300                20060201         72.37000275       No MI             1.00E+17                 2.25      20110101
144775                20050901         80                No MI             1.00E+17                 2.25      20100801
136000                20051201         80                No MI             1.00E+17                 2.25      20101101
318000                20051001         51.45999908       No MI             1.00E+17                 2.25      20100901
431900                20051001         89.98000336       PMI               1.00E+17                 2.25      20100901
359200                20060201         80                No MI             1.00E+17                 2.25      20110101
292000                20050701         80                No MI             1.00E+17                 2.25      20100601
66500                 20050901         40.29999924       No MI             1.00E+17                 2.25      20100801
276300                20060101         79.98999786       No MI             1.00E+17                 2.25      20081201
1000000               20051201         69.68000031       No MI             1.00E+17                 2.25      20101101
359650                20060101         67.86000061       No MI             1.00E+17                 2.25      20121201
359650                20060101         78.36000061       No MI             1.00E+17                 2.25      20101201
92000                 20051101         80                No MI             1.00E+17                 2.25      20101001
145600                20051001         80                No MI             1.00E+17                 2.25      20100901
373200                20051001         80                No MI             1.00E+17                 2.25      20100901
214600                20051001         80                No MI             1.00E+17                 2.25      20100901
262703                20051101         80                No MI             1.00E+17                 2.25      20101001
296000                20051001         80                No MI             1.00E+17                 2.25      20100901
427500                20060201         75                No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
775000                20060201         62.95000076       No MI             1.00E+17                 2.25      20110101
254216                20060201         80                No MI             1.00E+17                 2.25      20110101
329805                20060201         76.73000336       No MI             1.00E+17                 2.25      20110101
260750                20060101         56.38000107       No MI             1.00E+17                 2.25      20101201
646360                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060301         80                No MI             1.00E+17                 2.25      20110201
129000                20060201         43                No MI             1.00E+17                 2.25      20110101
206400                20060201         80                No MI             1.00E+17                 2.25      20110101
142100                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
288700                20060201         80                No MI             1.00E+17                 2.25      20110101
273600                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
295000                20060101         78.66999817       No MI             1.00E+17                 2.25      20101201
368792                20060101         80                No MI             1.00E+17                 2.25      20121201
213900                20060101         70                No MI                                      2.25      20101201
242952                20060201         80                No MI             1.00E+17                 2.25      20110101
391200                20060201         80                No MI             1.00E+17                 2.25      20110101
396384                20060101         80                No MI             1.00E+17                 2.25      20101201
169600                20060101         80                No MI             1.00E+17                 2.25      20101201
70000                 20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
166500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
164000                20051001         80                No MI             1.00E+17                 2.25      20100901
234500                20060301         70                No MI             1.00E+17                 2.25      20110201
200000                20051001         80                No MI             1.00E+17                 2.25      20100901
288000                20051001         80                No MI             1.00E+17                 2.25      20100901
183200                20051001         79.65000153       No MI             1.00E+17                 2.25      20100901
262400                20051001         80                No MI             1.00E+16                 2.25      20100901
195200                20051001         80                No MI             1.00E+17                 2.25      20100901
188800                20051001         80                No MI             1.00E+17                 2.25      20100901
230400                20051001         77.83999634       No MI             1.00E+17                 2.25      20100901
348000                20051001         80                No MI             1.00E+17                 2.25      20100901
244320                20051001         80                No MI             1.00E+17                 2.25      20100901
200000                20051001         66.66999817       No MI             1.00E+17                 2.25      20100901
200000                20051001         72.19999695       No MI             1.00E+17                 2.25      20100901
97600                 20051001         80                No MI             1.00E+17                 2.25      20100901
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
124800                20060201         80                No MI             1.00E+17                 2.25      20110101
356000                20060201         80                No MI             1.00E+17                 2.25      20110101
775000                20060201         59.61999893       No MI             1000612-0000532979       2.25      20110101
117600                20060201         80                No MI             1.00E+17                 2.25      20110101
197350                20060301         80                No MI             1.00E+17                 2.25      20110201
209512                20060101         80                No MI             1.00E+17                 2.25      20101201
175732                20060201         80                No MI             1.00E+17                 2.25      20110101
132800                20051001         80                No MI             1.00E+17                 2.25      20100901
132800                20051101         80                No MI             1.00E+17                 2.25      20101001
169280                20051001         80                No MI             1.00E+17                 2.25      20100901
122000                20051001         80                No MI             1.00E+17                 2.25      20100901
71920                 20060201         80                No MI             1.00E+17                 2.25      20110101
150000                20051001         65.22000122       No MI             1.00E+17                 2.75      20080901
650000                20051001         69.73999786       No MI             1.00E+17                 2.75      20080901
497000                20051001         70                No MI             1.00E+17                 2.75      20100901
436000                20051101         78.55999756       No MI             1.00E+17                 2.75      20101001
405450                20050901         80                No MI             1.00E+17                 2.75      20080801
420000                20051201         80                No MI             1.00E+17                 5.625     20101101
136800                20051101         80                No MI             1.00E+17                 5.5       20081001
528000                20051001         80                No MI             1.00E+17                 4.99      20100901
452000                20051001         80                No MI             1.00E+17                 4.99      20080901
300000                20051001         80                No MI             1.00E+17                 4.99      20100901
380000                20051001         80                No MI             1.00E+17                 4.875     20080901
178400                20051001         80                No MI             1.00E+17                 5         20100901
128000                20051201         80                No MI             1.00E+17                 5.125     20081101
124000                20051001         80                No MI             1.00E+17                 4.875     20100901
144800                20051001         80                No MI             1.00E+17                 4.875     20100901
162400                20051001         80                No MI             1.00E+17                 4.625     20080901
178400                20051001         80                No MI             1.00E+17                 4.625     20080901
158400                20051101         80                No MI             1.00E+17                 5.5       20081001
88000                 20051101         80                No MI             1.00E+17                 5.625     20081001
74500                 20051201         89.98000336       No MI             1.00E+17                 7.875     20081101
82400                 20051101         80                No MI             1.00E+17                 5         20081001
463200                20051001         80                No MI             1.00E+17                 4.5       20100901
312000                20060201         80                No MI             1.00E+17                 2.25      20110101
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
328000                20060101         80                No MI             1.00E+17                 2.25      20101201
315000                20051001         75                No MI             1.00E+17                 2.25      20100901
97500                 20060201         75                No MI             1.00E+17                 2.25      20110101
98300                 20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
325600                20060201         80                No MI             1.00E+17                 2.25      20110101
335250                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
304000                20050901         80                No MI             1.00E+17                 2.25      20100801
1738750               20050901         65                No MI             1.00E+17                 2.25      20100801
101000                20050901         25.56999969       No MI             1.00E+17                 2.25      20100801
150000                20050901         54.54999924       No MI             1.00E+17                 2.25      20100801
164800                20050901         80                No MI             1.00E+17                 2.25      20100801
180000                20050901         80                No MI             1.00E+17                 2.25      20100801
149000                20060101         54.38000107       No MI             1.00E+17                 2.25      20101201
135520                20060101         80                No MI             1.00E+17                 2.25      20101201
143200                20060301         80                No MI             1.00E+17                 2.25      20110201
325000                20060201         62.5              No MI             1.00E+17                 2.25      20110101
975000                20060101         65                No MI             1.00E+17                 2.25      20101201
198000                20060201         65.55999756       No MI             1.00E+17                 2.25      20090101
202900                20050901         79.98999786       No MI             1.00E+17                 2.25      20100801
93750                 20060201         75                No MI             1.00E+17                 2.25      20110101
517516                20060201         80                No MI             1.00E+17                 2.25      20110101
359600                20060201         80                No MI             1.00E+17                 2.25      20110101
153050                20060201         69.98000336       No MI             1.00E+17                 2.25      20110101
327837                20060201         65                No MI             1.00E+17                 2.25      20110101
266333                20060201         80                No MI             1.00E+17                 2.25      20110101
338560                20060201         80                No MI             1.00E+17                 2.25      20110101
333750                20060301         75                No MI             1.00E+17                 2.25      20110201
154000                20060201         70                No MI             1.00E+17                 2.25      20110101
162750                20060201         75                No MI             1.00E+17                 2.25      20110101
211950                20060201         79.98000336       No MI             1001770-5430001429       2.25      20110101
240000                20060201         48.97999954       No MI             1.00E+15                 2.25      20110101
293878                20060201         80                No MI             1.00E+17                 2.25      20110101
144100                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
172185                20060201         65                No MI             1.00E+17                 2.25      20110101
239192                20060201         80                No MI             1.00E+17                 2.25      20110101
415500                20060201         75                No MI             1.00E+17                 2.25      20110101
311200                20051101         80                No MI             1.00E+17                 2.75      20101001
62650                 20060201         64.97000122       No MI             1.00E+17                 2.25      20110101
131840                20060101         80                No MI             1.00E+17                 2.25      20101201
133200                20060201         80                No MI             1.00E+17                 2.25      20110101
40000                 20051001         14.85000038       No MI             1.00E+17                 2.25      20100901
252000                20060301         80                No MI             1.00E+17                 2.25      20110201
316000                20060301         80                No MI             1.00E+17                 2.25      20110201
152000                20051101         45.24000168       No MI             1.00E+17                 2.25      20101001
423200                20060101         80                No MI             1.00E+17                 2.25      20101201
187032                20060201         80                No MI             1.00E+17                 2.25      20110101
485600                20051001         80                No MI             1.00E+17                 2.25      20080901
148000                20051201         80                No MI             1.00E+17                 2.25      20101101
140800                20060201         80                No MI             1.00E+15                 2.25      20110101
223200                20051201         80                No MI             1.00E+17                 2.25      20101101
332500                20060101         70                No MI             1.00E+17                 2.25      20101201
685000                20051201         74.05000305       No MI             1.00E+17                 2.25      20101101
107250                20060201         65                No MI             1.00E+17                 2.25      20110101
592000                20060101         80                No MI             1.00E+17                 2.25      20101201
448000                20060101         80                No MI             1.00E+17                 2.25      20101201
194320                20051201         80                No MI             1.00E+17                 2.25      20101101
116450                20051201         79.98000336       No MI             1.00E+17                 2.75      20101101
340000                20050801         80                No MI             1.00E+17                 2.25      20100701
356250                20060201         69.84999847       No MI             1.00E+17                 2.25      20110101
390000                20060201         65                No MI             1.00E+17                 2.25      20110101
305644                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI                                      2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
397819                20060201         80                No MI             1.00E+17                 2.25      20110101
406589                20060201         80                No MI             1.00E+17                 2.25      20110101
127400                20060201         65                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
340000                20060201         80                No MI             1.00E+17                 2.25      20110101
83200                 20060201         65                No MI             1.00E+17                 2.25      20110101
148000                20051201         60.40999985       No MI             1.00E+17                 2.25      20101101
187500                20051101         75                No MI             1.00E+17                 2.25      20101001
128000                20051101         80                No MI             1.00E+17                 2.25      20101001
120000                20051101         80                No MI             1.00E+17                 2.25      20101001
268000                20051101         80                No MI             1.00E+17                 2.25      20101001
230400                20051101         80                No MI             1.00E+17                 2.25      20101001
246400                20051101         80                No MI             1.00E+17                 2.25      20101001
168000                20051101         80                No MI             1.00E+17                 2.25      20101001
200031                20051101         79.88999939       No MI             1.00E+17                 2.25      20101001
146720                20051201         80                No MI             1.00E+17                 2.25      20101101
134925                20050901         75                No MI             1.00E+17                 2.25      20100801
263680                20051001         80                No MI             1.00E+17                 2.25      20100901
98800                 20051001         65                No MI             1.00E+17                 2.25      20120901
185500                20051001         70                No MI             1.00E+17                 2.25      20100901
204700                20051001         48.15999985       No MI             1.00E+17                 2.25      20100901
104000                20051101         80                No MI             1.00E+17                 2.25      20101001
192000                20051101         80                No MI             1.00E+17                 2.25      20101001
286506                20051101         80                No MI             1.00E+17                 2.25      20101001
128000                20051101         80                No MI             1.00E+17                 2.25      20101001
143200                20051101         80                No MI             1.00E+17                 2.25      20101001
359650                20051101         74.15000153       No MI             1.00E+17                 2.25      20101001
90000                 20051001         71.43000031       No MI             1.00E+17                 2.25      20100901
188720                20051201         80                No MI             1.00E+17                 2.25      20101101
135440                20051001         80                No MI             1.00E+17                 2.25      20100901
272000                20051101         80                No MI             1.00E+17                 2.25      20101001
273432                20051001         80                No MI             1.00E+17                 2.25      20100901
275300                20051101         80                No MI             1.00E+17                 2.25      20101001
583200                20051101         80                No MI             1.00E+17                 2.25      20101001
128800                20051001         80                No MI             1.00E+17                 2.25      20100901
283766                20050901         79.84999847       No MI             1.00E+17                 2.25      20100801
140000                20051001         80                No MI             1.00E+17                 2.25      20100901
173880                20051001         80                No MI             1.00E+17                 2.25      20100901
172000                20051101         80                No MI             1.00E+17                 2.25      20101001
151200                20051001         80                No MI             1.00E+17                 2.25      20100901
116396                20051001         80                No MI             1.00E+17                 2.25      20100901
159920                20051001         80                No MI             1.00E+17                 2.25      20100901
162000                20051001         62.31000137       No MI             1.00E+17                 2.25      20100901
44625                 20051001         30.45999908       No MI             1.00E+17                 2.25      20100901
117920                20051101         80                No MI             1.00E+17                 2.25      20101001
208000                20051001         80                No MI             1.00E+17                 2.25      20100901
252000                20051101         60                No MI             1.00E+17                 2.25      20101001
138793                20051101         80                No MI             1.00E+17                 2.25      20101001
221200                20051101         80                No MI             1.00E+17                 2.25      20101001
768000                20051001         80                No MI             1.00E+17                 2.25      20100901
77456                 20051001         80                No MI             1.00E+17                 2.25      20100901
97600                 20051101         80                No MI             1.00E+17                 2.25      20101001
156448                20051001         80                No MI             1.00E+17                 2.25      20100901
162000                20051001         90                Republic MIC      1.00E+17                 2.25      20100901
94400                 20051001         80                No MI             1.00E+17                 2.25      20100901
154950                20051101         80                No MI             1.00E+17                 2.25      20101001
93200                 20051101         80                No MI             1.00E+17                 2.25      20101001
120000                20051101         70.58999634       No MI             1.00E+17                 2.25      20101001
162300                20051101         79.94999695       No MI             1.00E+17                 2.25      20101001
90320                 20051101         79.93000031       No MI             1.00E+17                 2.25      20101001
132800                20051101         80                No MI             1.00E+17                 2.25      20101001
82800                 20051101         80                No MI             1.00E+17                 2.25      20101001
97600                 20051101         80                No MI             1.00E+17                 2.25      20101001
180000                20051001         80                No MI             1.00E+17                 2.25      20100901
159900                20051001         79.98999786       No MI             1.00E+17                 2.25      20100901
471343                20051001         80                No MI             1.00E+17                 2.25      20100901
118400                20051101         80                No MI             1.00E+17                 2.25      20101001
151946                20051101         80                No MI             1.00E+17                 2.25      20101001
191900                20051101         79.98999786       No MI             1.00E+17                 2.25      20101001
139500                20051201         90                GE Capital MI     1.00E+17                 2.25      20101101
104650                20051201         63.41999817       No MI             1.00E+17                 2.25      20101101
96800                 20051201         80                No MI             1.00E+17                 2.25      20101101
287310                20051201         80                No MI             1.00E+17                 2.25      20101101
193640                20051101         80                No MI             1.00E+17                 2.25      20101001
258489                20051001         80                No MI             1.00E+17                 2.25      20100901
199280                20051101         80                No MI             1.00E+17                 2.25      20101001
112000                20051101         59.25999832       No MI             1.00E+17                 2.25      20101001
134400                20051101         80                No MI             1.00E+17                 2.25      20101001
975750                20051101         75                No MI             1.00E+17                 2.25      20101001
388088                20051101         80                No MI             1.00E+17                 2.25      20101001
126453                20051201         70                No MI             1.00E+17                 2.25      20101101
180000                20051201         80                No MI                                      2.25      20101101
115360                20051101         80                No MI             1.00E+17                 2.25      20101001
280000                20051201         80                No MI                                      2.25      20101101
143200                20051201         80                No MI             1.00E+17                 2.25      20101101
150000                20051201         66.66999817       No MI             1.00E+17                 2.25      20101101
128000                20051101         80                No MI             1.00E+17                 2.25      20101001
99900                 20051101         79.98000336       No MI             1.00E+17                 2.25      20101001
85000                 20051201         72.02999878       No MI             1.00E+17                 2.25      20101101
386250                20051201         75.29000092       No MI             1.00E+17                 2.25      20121101
107304                20051201         80                No MI             1.00E+17                 2.25      20101101
176000                20051201         74.88999939       No MI             1.00E+17                 2.25      20101101
224350                20051201         70                No MI             1.00E+17                 2.25      20101101
212000                20051201         80                No MI             1.10E+17                 2.25      20101101
184000                20051201         80                No MI             1.00E+17                 2.25      20101101
160000                20051201         80                No MI             1.00E+17                 2.25      20101101
100000                20051201         30.71999931       No MI             1.00E+17                 2.25      20081101
152000                20051201         80                No MI             1.00E+17                 2.25      20101101
124811                20060101         70                No MI             1.00E+17                 2.25      20101201
316000                20060101         80                No MI             1.00E+17                 2.25      20101201
160000                20051201         80                No MI             1.00E+17                 2.25      20101101
96720                 20060201         80                No MI             1.00E+17                 2.25      20110101
176800                20051201         80                No MI             1.00E+17                 2.25      20101101
2000000               20051201         57.13999939       No MI             1.00E+17                 2.25      20081101
218364                20051201         80                No MI             1.00E+17                 2.25      20101101
86100                 20051201         60.25             No MI             1.00E+17                 2.25      20101101
80000                 20051201         25.07999992       No MI             1.00E+17                 2.25      20101101
146400                20051101         80                No MI             1.00E+17                 2.25      20101001
251250                20051201         75                No MI             1.00E+17                 2.25      20101101
155200                20051201         78.37999725       No MI             1.00E+17                 2.25      20101101
128000                20051201         80                No MI             1.00E+17                 2.25      20101101
289000                20051001         74.48000336       No MI             1.00E+17                 2.25      20100901
350304                20060101         80                No MI             1.00E+17                 5         20081201
137600                20051201         80                No MI             1.00E+17                 2.25      20101101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
429000                20060201         65                No MI             1.00E+17                 2.25      20110101
1700000               20060101         64.15000153       No MI             1.00E+17                 2.25      20101201
129630                20060201         75                No MI             1.00E+17                 2.25      20110101
100760                20060201         80                No MI             1.00E+17                 2.25      20110101
217600                20060201         80                No MI             1.00E+17                 2.25      20110101
345000                20060201         60.52999878       No MI             1.00E+17                 2.25      20090101
148000                20060201         77.48999786       No MI             1.00E+17                 2.25      20090101
147485                20060201         65                No MI             1.00E+17                 2.25      20110101
175164                20060301         80                No MI             1.00E+17                 2.25      20110201
212000                20060201         79.69999695       No MI             1.00E+17                 2.25      20110101
600000                20060101         60.29999924       No MI             1.00E+17                 2.25      20121201
320000                20060101         80                No MI             1.00E+17                 2.25      20101201
347469                20060201         80                No MI             1.00E+17                 2.25      20110101
196000                20060301         80                No MI             1.00E+16                 2.25      20110201
196000                20060301         80                No MI             1.00E+17                 2.25      20110201
212000                20060301         78.51999664       No MI             1.00E+17                 2.25      20110201
251900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
446760                20060201         60                No MI             1.00E+17                 2.25      20110101
211708                20060201         80                No MI                                      2.25      20110101
297728                20060201         80                No MI             1.00E+17                 2.25      20110101
104000                20060101         63.02999878       No MI             1.00E+17                 2.25      20101201
205500                20060201         75                No MI             1.00E+17                 2.25      20110101
287800                20060201         79.30999756       No MI             1.00E+17                 2.25      20110101
267400                20060201         70                No MI             1.00E+17                 2.25      20110101
145500                20060201         64.98999786       No MI             1.00E+17                 2.25      20110101
117150                20060201         52.31999969       No MI             1.00E+17                 2.25      20110101
92950                 20060201         65                No MI             1.00E+17                 2.25      20110101
117600                20060101         80                No MI             1.00E+17                 2.25      20101201
139200                20060201         80                No MI                                      2.25      20110101
295000                20060201         57.27999878       No MI             1.00E+17                 2.25      20110101
221052                20060301         65                No MI             1.00E+17                 2.25      20110201
680480                20060201         79.38999939       No MI             1.00E+17                 2.25      20110101
212500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
124668                20060301         80                No MI             1.00E+17                 2.25      20110201
149350                20060101         79.98000336       No MI             1.00E+17                 2.25      20101201
200000                20060201         57.97000122       No MI             1.00E+17                 2.25      20110101
1000000               20060201         55.61999893       No MI             1.00E+17                 2.25      20110101
219100                20060201         70                No MI             1.00E+17                 2.25      20090101
294221                20060201         80                No MI             1.00E+17                 2.25      20110101
389250                20050101         90                GE Capital MI     1.00E+17                 2.25      20071201
320750                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
226416                20060101         80                No MI             1.00E+17                 2.25      20101201
748800                20060101         80                No MI             1.00E+17                 2.25      20101201
132100                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
310000                20060101         62                No MI             1.00E+17                 2.25      20101201
220000                20060101         80                No MI             1.00E+17                 2.25      20101201
393592                20060101         80                No MI             1.01E+15                 2.375     20101201
194704                20060201         80                No MI             1.00E+17                 2.25      20110101
151176                20050901         80                No MI             1.00E+17                 2.75      20100801
234104                20060201         80                No MI             1.00E+17                 2.25      20090101
236000                20060201         80                No MI             1.00E+17                 2.25      20110101
220500                20060201         70                No MI             1.00E+17                 2.25      20110101
198000                20060201         90                Radian Guaranty                            2.75      20130101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
84000                 20060201         80                No MI             1.00E+17                 2.25      20110101
186154                20060201         80                No MI             1.00E+17                 2.25      20110101
97192                 20060201         80                No MI             1.00E+17                 2.25      20110101
370360                20060201         80                No MI                                      2.25      20110101
151688                20060201         80                No MI             1.00E+17                 2.25      20110101
109196                20060101         80                No MI             1.00E+17                 2.75      20101201
140000                20060101         80                No MI             1.00E+17                 2.25      20101201
460000                20060301         80                No MI             1.00E+17                 2.25      20110201
101250                20060101         75                No MI             1.00E+17                 2.25      20101201
420000                20060201         76.36000061       No MI             1.00E+17                 2.25      20110101
341319                20060201         80                No MI             1.00E+16                 2.25      20110101
400000                20060201         58.81999969       No MI             1.00E+17                 2.25      20110101
250000                20060201         56.18000031       No MI             1.00E+17                 2.25      20110101
168972                20060201         80                No MI             1.00E+17                 2.25      20110101
185970                20060201         80                No MI             1.00E+17                 2.25      20110101
255400                20060101         79.98999786       No MI             1.00E+17                 2.75      20101201
279905                20060101         80                No MI             1.00E+17                 2.75      20101201
945000                20060201         75                No MI             1.00E+17                 2.25      20110101
265600                20060101         80                No MI             1.00E+17                 2.25      20101201
69300                 20060201         70                No MI             1.00E+17                 2.25      20110101
131840                20060201         80                No MI             1.00E+17                 2.25      20110101
185826                20060201         80                No MI             1.00E+17                 2.25      20110101
217596                20060201         80                No MI             1.00E+17                 2.25      20110101
176000                20060301         80                No MI             1.00E+17                 2.25      20110201
240000                20060301         80                No MI             1.00E+17                 2.25      20110201
174600                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
312000                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
185063                20060201         80                No MI             1.00E+17                 2.25      20110101
157500                20060301         70                No MI             1.00E+17                 2.25      20110201
979300                20060201         70                No MI             1.00E+17                 2.25      20130101
275600                20060201         80                No MI             1.00E+17                 2.25      20110101
231350                20060201         80                No MI                                      2.25      20110101
172250                20060201         65                No MI             1.00E+17                 2.25      20110101
238232                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060201         80                No MI             1.00E+17                 2.25      20110101
452640                20060301         80                No MI             1.00E+17                 2.25      20110201
272250                20060201         75                No MI             1.00E+17                 2.25      20110101
155000                20060201         41.33000183       No MI             1.00E+17                 2.25      20110101
350384                20060201         80                No MI             1.00E+17                 2.25      20110101
636788                20060201         80                No MI             1.00E+17                 2.25      20110101
206400                20060301         80                No MI             1.00E+17                 2.25      20110201
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
268800                20060201         80                No MI             1.00E+17                 2.25      20110101
188000                20060301         80                No MI             1.00E+17                 2.25      20110201
200000                20060201         57.81000137       No MI             1.00E+17                 2.25      20110101
478000                20060201         77.09999847       No MI             1.00E+17                 2.25      20110101
176400                20060201         80                No MI             1.00E+17                 2.25      20110101
248500                20060201         70                No MI             1.00E+17                 2.25      20110101
300500                20060201         69.87999725       No MI             1.00E+17                 2.25      20110101
210000                20060201         70                No MI             1.00E+17                 2.25      20110101
159279                20060301         80                No MI             1.00E+17                 2.25      20110201
446026                20060201         80                No MI             1.00E+17                 2.25      20110101
414060                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.59E+13                 2.75      20110101
119900                20060201         79.98999786       No MI             1.00E+17                 2.75      20110101
121272                20060201         80                No MI             1.00E+17                 2.25      20110101
209472                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060101         79.30000305       No MI             1.00E+17                 2.25      20101201
404000                20060201         80                No MI             1.00E+17                 2.25      20110101
159200                20060201         80                No MI             1.00E+17                 2.25      20110101
105600                20060201         80                No MI             1.00E+17                 2.25      20110101
172000                20060201         80                No MI             1.00E+17                 5         20110101
212004                20060201         80                No MI             1.00E+17                 2.75      20110101
278600                20060201         80                No MI             1.00E+17                 2.75      20110101
171205                20060201         80                No MI             1.00E+17                 2.25      20110101
367200                20060301         80                No MI             1.00E+17                 2.25      20110201
256800                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
186224                20060201         80                No MI             1.00E+17                 2.25      20110101
212451                20060201         80                No MI             1.00E+17                 2.25      20110101
108800                20060201         80                No MI             1.00E+17                 2.25      20110101
183200                20060201         80                No MI             1.00E+17                 2.75      20110101
400000                20060301         80                No MI             1.00E+17                 2.25      20110201
400000                20060201         68.37999725       No MI             1.00E+17                 2.25      20110101
146340                20060201         80                No MI             1.00E+17                 2.25      20110101
825118                20060201         45.84000015       No MI             1.00E+17                 2.25      20110101
255600                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
292800                20060301         80                No MI             1.00E+17                 2.25      20110201
629600                20060301         80                No MI             1.00E+17                 2.25      20110201
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
188800                20050601         80                No MI             1.00E+17                 2.25      20100501
148008                20060301         80                No MI             1.00E+17                 2.25      20110201
540000                20050901         67.5              No MI             1.00E+17                 2.75      20100801
250000                20051001         42.36999893       No MI             1.00E+17                 2.75      20080901
431250                20051001         75                No MI             1.00E+17                 2.75      20080901
525000                20051101         67.73999786       No MI             1.00E+17                 2.75      20081001
438000                20050601         74.87000275       No MI             1.00E+17                 3         20100501
415000                20050901         67.48000336       No MI             1.00E+17                 2.75      20100801
800000                20050901         61.54000092       No MI             1.00E+17                 2.75      20100801
170400                20051101         80                No MI             1.00E+17                 2.75      20081001
500000                20051001         54.63999939       No MI             1.00E+17                 2.75      20100901
188000                20051001         80                No MI             1.00E+17                 2.75      20080901
158700                20051201         80                No MI             1.00E+17                 6.125     20081101
284000                20051001         80                No MI             1.00E+17                 4.75      20100901
318400                20051001         80                No MI             1.00E+17                 4.75      20100901
332000                20051101         80                No MI             1.00E+17                 4.5       20081001
348000                20051001         80                No MI             1.00E+17                 4.75      20080901
144000                20051001         80                No MI             1.00E+17                 4.875     20100901
176000                20051001         80                No MI             1.00E+17                 4.875     20080901
456000                20050901         80                No MI             1.00E+17                 4.625     20100801
154300                20050901         79.98999786       No MI             1.00E+17                 2.75      20100801
274000                20051101         80                No MI             1.00E+17                 2.75      20081001
92000                 20051101         72.73000336       No MI             1.00E+17                 6.5       20081001
157000                20051001         59.25             No MI             1.00E+17                 2.25      20080901
215950                20051101         79.98000336       No MI             1.00E+17                 2.25      20101001
1088750               20060301         65                No MI             1.00E+17                 2.25      20110201
715000                20060201         64.41000366       No MI             1.00E+17                 2.25      20110101
705000                20050801         64.08999634       No MI                                      2.25      20100701
190944                20051001         80                No MI             1.00E+17                 2.25      20100901
177100                20051001         70                No MI             1.00E+17                 2.25      20100901
158200                20051101         74.98000336       No MI             1.00E+17                 2.25      20101001
150000                20060201         37.25999832       No MI             1.00E+17                 2.25      20110101
514400                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060201         50                No MI             1.00E+17                 2.25      20110101
176400                20050801         80                No MI             1.00E+17                 2.25      20100701
119155                20060101         80                No MI                                      2.25      20101201
1500000               20051101         74.95999908       No MI             1.00E+17                 2.25      20101001
100000                20060201         32.22000122       No MI             1.00E+17                 2.25      20110101
334531                20060201         80                No MI             1.00E+17                 2.25      20110101
487500                20051101         75                No MI             1.00E+17                 2.25      20101001
279500                20060101         58.29000092       No MI             1.00E+17                 2.25      20101201
121485                20051101         65                No MI             1.00E+17                 2.25      20101001
208400                20051101         69.98000336       No MI             1.00E+17                 2.25      20101001
101250                20060201         75                No MI             1.00E+17                 2.25      20110101
309000                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
356475                20060201         75                No MI             1.00E+17                 2.25      20110101
213750                20051001         75                No MI             1.00E+17                 2.25      20100901
141886                20051101         80                No MI             1.00E+17                 2.25      20101001
700000                20060101         80                No MI             1.00E+17                 2.25      20101201
243200                20050801         80                No MI             1.00E+17                 2.25      20100701
379200                20060101         80                No MI             1.00E+17                 2.25      20101201
204384                20060101         80                No MI             1.00E+17                 2.25      20101201
207000                20060201         71.37999725       No MI             1.00E+17                 2.25      20110101
408000                20050801         59.56000137       No MI             1.00E+17                 2.75      20100701
255000                20050801         87.93000031       Mortgage Guaranty 1.00E+17                 2.75      20080701
360000                20050901         57.59999847       No MI             1.00E+17                 2.75      20100801
516000                20050901         80                No MI             1.00E+17                 2.75      20100801
240000                20051001         76.19000244       No MI             1.00E+17                 2.75      20080901
348000                20050201         80                No MI             1.00E+17                 2.25      20080101
175000                20050901         54.68999863       No MI             1.00E+17                 2.75      20100801
690000                20050901         52.08000183       No MI             1.00E+17                 2.75      20100801
501600                20050501         72.37999725       No MI             1.00E+17                 2.625     20100401
64800                 20050201         90                Mortgage Guaranty 1.00E+17                 3         20100101
116800                20051001         72.09999847       No MI             1.00E+17                 2.75      20080901
751100                20050901         68.27999878       No MI             1.00E+17                 2.75      20100801
307900                20050901         79.98999786       No MI             1.00E+17                 2.75      20100801
140000                20050901         80                No MI             1.00E+17                 2.75      20100801
460000                20050701         80                No MI             1.00E+17                 2.75      20100601
650000                20050901         63.72999954       No MI             1.00E+17                 2.75      20100801
192000                20060101         80                No MI             1.00E+17                 2.25      20101201
216000                20060101         80                No MI             1.00E+17                 2.25      20101201
376000                20060101         80                No MI             1.00E+17                 2.25      20101201
359650                20051201         74.94000244       No MI             1.00E+17                 2.25      20101101
200000                20051101         80                No MI             1.00E+17                 2.25      20101001
304000                20051101         80                No MI             1.00E+17                 2.25      20101001
323920                20051101         80                No MI             1.00E+17                 2.25      20101001
186000                20051101         80                No MI             1.00E+17                 2.25      20101001
119200                20051101         80                No MI             1.00E+17                 2.25      20101001
317600                20051101         80                No MI             1.00E+17                 2.25      20101001
84124                 20051201         80                No MI             1.00E+17                 2.25      20101101
260000                20051201         80                No MI             1.00E+17                 2.25      20101101
183200                20060101         80                No MI             1.00E+17                 2.25      20101201
153000                20051201         40.79999924       No MI             1.00E+17                 2.25      20101101
166400                20051001         80                No MI             1.00E+17                 2.25      20100901
541600                20060201         80                No MI             1.00E+17                 2.25      20090101
336800                20060101         80                No MI             1.00E+17                 2.25      20081201
300000                20051201         80                No MI             1.00E+17                 2.25      20101101
401600                20050901         80                No MI             1.00E+17                 2.25      20100801
109629                20060101         80                No MI             1.00E+17                 2.25      20101201
784500                20060101         75                No MI             1.00E+17                 2.25      20101201
551600                20060101         79.84999847       No MI             1.00E+17                 2.25      20121201
359000                20060201         50.20999908       No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
179990                20051001         80                No MI             1.00E+17                 2.25      20100901
59400                 20050901         80                No MI             1.00E+17                 2.25      20100801
340000                20060201         80                No MI             1.00E+17                 2.25      20110101
158400                20050901         80                No MI             1.00E+17                 2.25      20100801
385600                20060101         80                No MI             1.00E+17                 2.25      20101201
172000                20050301         80                No MI             1.00E+17                 2.375     20100201
136000                20050901         80                No MI             1.00E+17                 2.75      20100801
440000                20050901         80                No MI             1.00E+17                 2.75      20080801
650000                20050901         59.09000015       No MI             1.00E+17                 2.75      20100801
446000                20050901         79.93000031       No MI             1.00E+17                 2.75      20100801
151900                20050801         79.98999786       No MI             1.00E+17                 2.75      20100701
134700                20050701         79.98999786       No MI             1.00E+17                 2.75      20100601
310600                20050701         68.56999969       No MI             1.00E+17                 2.75      20100601
386000                20050901         80                No MI             1.00E+17                 2.75      20080801
288000                20050901         80                No MI             1.00E+17                 2.75      20100801
183200                20060301         80                No MI             1.00E+17                 2.25      20110201
141600                20051201         80                No MI             1.00E+17                 2.25      20101101
238338                20060301         80                No MI             1.00E+17                 2.25      20110201
208000                20060301         77.04000092       No MI             1.00E+17                 2.25      20110201
336000                20060301         80                No MI             1.00E+17                 2.25      20110201
191900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
544688                20060201         80                No MI             1.00E+17                 2.25      20130101
138500                20060201         80                No MI             1.00E+17                 2.25      20110101
86800                 20060301         70                No MI             1.00E+17                 2.25      20090201
226392                20060301         80                No MI             1.00E+17                 2.25      20110201
227350                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
239200                20060201         80                No MI             1.00E+17                 2.25      20110101
180675                20060301         75                No MI             1.00E+17                 2.25      20110201
268800                20060301         80                No MI             1.00E+17                 2.25      20110201
167920                20060301         78.16999817       No MI             1.00E+17                 2.25      20110201
400000                20060301         40                No MI             1.00E+17                 2.25      20110201
157520                20060201         80                No MI             1.00E+17                 2.25      20110101
151200                20060201         80                No MI             1.00E+17                 2.25      20110101
116750                20060201         66.70999908       No MI             1.00E+17                 2.25      20110101
181664                20060201         80                No MI             1.00E+17                 2.25      20110101
171544                20060201         80                No MI             1.00E+17                 2.25      20110101
272550                20060301         64.88999939       No MI             1.00E+17                 2.25      20110201
270000                20060201         80                No MI             1.00E+17                 2.25      20110101
102000                20060201         44.93999863       No MI             1.00E+17                 2.25      20110101
156180                20060201         89.76000214       Republic MIC      1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         20.12999916       No MI             1.00E+17                 2.25      20110101
565500                20060301         64.98999786       No MI             1.00E+17                 2.25      20110201
179600                20060301         80                No MI             1.00E+17                 2.25      20110201
224000                20060301         80                No MI             1.00E+17                 2.25      20110201
146400                20060301         80                No MI             1.00E+17                 2.25      20110201
215200                20060301         80                No MI             1.00E+17                 2.25      20110201
184000                20060301         80                No MI             1.00E+17                 2.25      20110201
132300                20060301         60                No MI             1.00E+17                 2.25      20110201
113200                20060201         53.90000153       No MI             1.00E+17                 2.25      20110101
300000                20060201         60.29000092       No MI             1.00E+17                 2.75      20110101
62250                 20050801         73.23999786       No MI             1.00E+17                 2.25      20100701
201879                20050801         80                No MI             1.00E+17                 2.25      20100701
434800                20060301         80                No MI             1.00E+17                 2.25      20110201
518700                20060301         79.98000336       No MI             1.00E+17                 2.25      20110201
269750                20060301         65                No MI             1.00E+17                 2.25      20110201
222400                20060301         80                No MI             1.00E+17                 2.25      20110201
564000                20060301         80                No MI             1.00E+17                 2.25      20110201
263250                20060201         65                No MI             1.00E+16                 2.25      20110101
242524                20060201         80                No MI             1.00E+17                 2.25      20110101
309480                20060101         80                No MI             1.00E+17                 2.25      20101201
612000                20051201         90                No MI             1.00E+17                 2.25      20121101
220000                20051201         80                No MI             1.00E+17                 2.25      20101101
180000                20051201         80                No MI             1.00E+17                 2.25      20101101
104550                20051201         79.95999908       No MI             1.00E+17                 2.25      20101101
209600                20060101         80                No MI             1.00E+17                 2.25      20101201
830000                20060201         65.34999847       No MI             1.00E+17                 2.25      20110101
204400                20060201         80                No MI             1.00E+17                 2.25      20110101
204800                20060301         80                No MI             1.00E+17                 2.25      20110201
221600                20060201         79.70999908       No MI             1.00E+17                 2.25      20110101
186000                20060301         80                No MI             1.00E+17                 2.25      20110201
276800                20060301         80                No MI             1.00E+17                 2.25      20110201
368000                20060301         80                No MI             1.00E+17                 2.25      20110201
251600                20060301         80                No MI             1.00E+17                 2.25      20110201
230000                20060301         77.97000122       No MI             1.00E+17                 2.25      20110201
4250000               20060301         56.66999817       No MI             1.00E+17                 2.25      20130201
331200                20060301         80                No MI             1.00E+17                 2.25      20110201
169864                20050901         80                No MI             1.00E+17                 2.25      20100801
75200                 20060101         80                No MI             1.00E+17                 2.25      20101201
95450                 20060101         83                Republic MIC      1.00E+17                 2.25      20121201
225520                20051201         80                No MI             1.00E+17                 2.25      20101101
296200                20060101         80                No MI                                      2.25      20081201
430000                20050801         76.79000092       No MI             1.00E+17                 2.25      20080701
184000                20051001         80                No MI                                      2.25      20100901
500000                20050901         64.94000244       No MI             1.00E+17                 2.25      20100801
503750                20051001         65                No MI             1.00E+17                 2.25      20120901
127920                20060201         80                No MI             1.00E+17                 2.25      20110101
557860                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
139250                20060101         83.88999939       Mortgage Guaranty 1.00E+17                 2.75      20101201
340000                20051201         35.79000092       No MI             1.00E+17                 2.25      20101101
163640                20060101         80                No MI             1.00E+17                 2.25      20101201
156560                20051101         80                No MI             1.00E+17                 2.25      20101001
119200                20051101         80                No MI             1.00E+17                 2.25      20101001
231920                20051201         80                No MI             1.00E+17                 2.25      20101101
195000                20060101         75                No MI             1.00E+17                 2.25      20101201
100000                20051201         76.91999817       No MI             1.00E+17                 2.25      20101101
974250                20051201         75                No MI             1.00E+17                 2.25      20101101
204800                20051201         80                No MI             1.00E+17                 2.25      20101101
104250                20060101         75                No MI             1.00E+17                 2.25      20101201
350000                20060201         70                No MI             1.00E+17                 2.25      20110101
300000                20060101         80                No MI             1.00E+17                 2.25      20101201
107200                20060101         80                No MI             1.00E+17                 2.25      20101201
148000                20060101         80                No MI             1.00E+17                 2.25      20101201
123750                20051101         75                No MI             M10035300508300011       5         20101001
482300                20060201         65                No MI             1.00E+17                 2.25      20110101
432000                20060301         80                No MI             1.00E+17                 2.25      20110201
345600                20060301         80                No MI             1.00E+17                 2.25      20110201
312000                20060301         80                No MI             1.00E+17                 2.25      20110201
245393                20060201         80                No MI             1.00E+17                 2.25      20110101
412000                20060301         45.77999878       No MI                                      2.25      20110201
198000                20060301         80                No MI             1.00E+17                 2.25      20110201
184576                20060301         80                No MI             1.00E+17                 2.25      20110201
250000                20060301         66.66999817       No MI             1.00E+17                 2.25      20110201
178500                20060301         70                No MI             1.00E+17                 2.25      20110201
253500                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
181450                20050901         74.98000336       No MI             1.00E+17                 2.25      20100801
141300                20050901         79.94999695       No MI             1.00E+17                 2.25      20100801
188000                20050901         80                No MI             1.00E+17                 2.25      20100801
180800                20060101         80                No MI             1.00E+17                 2.25      20101201
141600                20051101         80                No MI             1.00E+17                 2.25      20101001
332000                20051101         80                No MI             1.00E+17                 2.25      20101001
279049                20051101         66.5              No MI             1.00E+17                 2.25      20101001
230750                20051001         65                No MI             1.00E+17                 2.25      20100901
131600                20051101         80                No MI             1.00E+17                 2.25      20101001
148000                20051201         77.88999939       No MI             1.00E+17                 2.25      20101101
244000                20051101         80                No MI             1.00E+17                 2.25      20101001
176000                20051101         80                No MI             1.00E+17                 2.25      20101001
133600                20051101         80                No MI             1.00E+17                 2.25      20101001
187520                20051001         80                No MI             1.00E+17                 2.25      20080901
208450                20051101         74.98999786       No MI             1.00E+17                 2.25      20101001
112000                20051101         80                No MI             1.00E+17                 2.25      20101001
171500                20051101         70                No MI             1.00E+17                 2.25      20101001
284800                20051101         80                No MI             1.00E+17                 2.25      20101001
191000                20051001         72.08000183       No MI             1.00E+17                 2.25      20100901
345000                20051001         75                No MI             1.00E+17                 2.25      20100901
191950                20051001         74.98000336       No MI             1.00E+17                 2.25      20100901
97601                 20060201         65                No MI             1.00E+17                 2.25      20110101
172250                20060201         65                No MI             1.00E+17                 2.25      20110101
218400                20060201         80                No MI                                      2.25      20110101
200000                20060201         80                No MI             1.00E+17                 2.25      20110101
143000                20060201         65                No MI             1.00E+17                 2.25      20110101
278400                20060201         80                No MI             1.00E+17                 2.25      20110101
585000                20060301         65                No MI             1.00E+17                 2.25      20110201
368000                20060201         80                No MI             1.00E+17                 2.25      20110101
188800                20060201         80                No MI             1.00E+17                 2.25      20110101
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
680000                20060201         80                No MI             1.00E+17                 2.25      20110101
160044                20060301         80                No MI             1.00E+17                 2.25      20110201
247500                20060201         75                No MI             1.00E+17                 2.25      20110101
182450                20051001         79.98999786       No MI             1.00E+17                 2.25      20120901
83200                 20050901         80                No MI                                      2.25      20100801
111900                20051001         79.98999786       No MI             1.00E+17                 2.25      20120901
186038                20060201         80.19000244       No MI             1.00E+17                 2.25      20110101
227400                20060101         64.98999786       No MI                                      2.25      20101201
217200                20051001         60                No MI             1.00E+17                 2.25      20080901
182000                20060101         80                No MI             1.00E+17                 2.25      20081201
481000                20060101         78.84999847       No MI             1.00E+17                 2.25      20101201
136000                20051201         80                No MI             1.00E+17                 2.25      20101101
344800                20060201         80                No MI             1.00E+16                 2.25      20110101
240000                20060101         80                No MI             1.00E+17                 2.25      20101201
138864                20060201         80                No MI             1.00E+17                 2.25      20110101
319360                20060201         80                No MI             1.00E+17                 2.25      20110101
122000                20060101         67.77999878       No MI             1.00E+17                 2.25      20081201
104250                20050701         51.86999893       No MI             1000139-0079690004       2.25      20100601
102567                20050701         80                No MI             1.00E+17                 2.25      20100601
99000                 20051101         79.19999695       No MI             1.00E+17                 2.25      20101001
240852                20060201         80                No MI             1.00E+17                 2.25      20110101
297250                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
199900                20060201         80                No MI                                      2.25      20110101
230400                20060201         79.98999786       No MI                                      2.25      20110101
300083                20060201         80                No MI                                      2.25      20110101
211376                20060201         80                No MI                                      2.25      20110101
587650                20060201         80                No MI                                      2.25      20110101
223992                20060201         80                No MI                                      2.25      20110101
323753                20060201         80                No MI                                      2.25      20110101
384000                20060201         80                No MI                                      2.25      20110101
243992                20060201         80                No MI                                      2.25      20110101
993200                20060101         65                No MI             1.00E+16                 2.25      20101201
436000                20051001         73.90000153       No MI             1.00E+17                 2.25      20120901
359600                20051201         80                No MI             1.00E+17                 2.25      20101101
189000                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
143592                20060101         80                No MI             1.00E+17                 2.25      20101201
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
317678                20060201         80                No MI                                      2.25      20110101
260000                20051101         78.79000092       No MI             1.00E+17                 2.25      20101001
226039                20060201         80                No MI             1.00E+17                 2.25      20110101
230000                20060201         43.97999954       No MI             1.00E+17                 2.25      20130101
252015                20060201         80                No MI             1.00E+17                 2.25      20110101
449392                20060201         80                No MI             1.00E+17                 2.25      20110101
341250                20060101         75                No MI             1.00E+17                 2.25      20101201
432720                20060201         80                No MI             1.00E+17                 2.25      20110101
142872                20060101         70                No MI             1.00E+17                 2.25      20101201
269596                20060301         80                No MI             1.00E+17                 2.25      20110201
584000                20060201         80                No MI             1.00E+17                 2.25      20110101
188500                20060201         65                No MI                                      2.25      20110101
263492                20060201         80                No MI             1.00E+17                 2.25      20110101
348400                20060201         80                No MI             1.00E+17                 2.25      20110101
170712                20060201         80                No MI             1.00E+17                 2.25      20110101
251200                20060201         80                No MI             1.00E+17                 2.25      20110101
229100                20060201         79.90000153       No MI             1.00E+17                 2.25      20110101
148000                20060101         80                No MI             1.00E+17                 2.25      20101201
216000                20060101         80                No MI             1.00E+17                 2.25      20081201
164800                20051201         80                No MI             1.00E+17                 2.25      20101101
466000                20051201         71.69000244       No MI             1.00E+17                 2.25      20101101
215100                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
569600                20060201         80                No MI             1.00E+17                 2.25      20110101
158400                20060201         80                No MI             1.00E+17                 2.25      20110101
206000                20060101         80                No MI             1.00E+17                 2.25      20101201
93600                 20060201         80                No MI             1.00E+17                 2.25      20110101
229200                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
245600                20060201         80                No MI             1.00E+17                 2.25      20110101
600000                20060201         80                No MI             1.00E+17                 2.25      20110101
139960                20060201         80                No MI             1.00E+17                 2.25      20110101
143920                20060301         80                No MI             1.00E+17                 2.25      20110201
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
134631                20060201         80                No MI             1.00E+17                 2.25      20110101
100800                20060201         80                No MI             1.00E+17                 2.25      20110101
64000                 20060201         80                No MI             1.00E+17                 2.25      20110101
277600                20060201         80                No MI             1.00E+17                 2.25      20110101
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
464000                20060301         80                No MI             1.00E+17                 2.25      20110201
77168                 20060101         80                No MI             1.00E+17                 2.25      20101201
516000                20051201         80                No MI             1.00E+17                 2.25      20101101
110728                20060301         80                No MI             1.00E+17                 2.25      20110201
100000                20060301         80                No MI             1.00E+17                 2.25      20110201
850000                20060301         63.43000031       No MI             1.00E+17                 2.25      20110201
516000                20060201         80                No MI             1.00E+17                 2.25      20110101
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
72000                 20060201         80                No MI             1.00E+17                 2.25      20110101
63205                 20060101         70                No MI             1.00E+17                 2.25      20101201
127920                20060201         80                No MI             1.00E+17                 2.25      20110101
206400                20060301         80                No MI             1.00E+17                 2.25      20110201
96000                 20060201         80                No MI             1.00E+17                 2.25      20110101
200000                20060301         80                No MI             1.00E+17                 2.25      20110201
146500                20060301         77.11000061       No MI             1.00E+17                 2.25      20110201
408000                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
222400                20060301         80                No MI             1.00E+17                 2.25      20110201
204000                20060301         80                No MI             1.00E+17                 2.25      20110201
199920                20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
243120                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
128000                20060301         80                No MI             1.00E+17                 2.25      20110201
286400                20060301         80                No MI             1.00E+17                 2.25      20110201
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
84152                 20060201         79.62000275       No MI             1.00E+17                 2.25      20110101
258350                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
102400                20060201         80                No MI             1.00E+17                 2.25      20110101
241940                20060301         80                No MI             1.00E+17                 2.25      20110201
156800                20060201         80                No MI             1.00E+17                 2.25      20110101
135000                20060201         79.87999725       No MI             1.00E+17                 2.25      20110101
149800                20060201         70                No MI             1.00E+17                 2.25      20110101
311200                20060101         80                No MI             1.00E+17                 2.25      20101201
130400                20060201         80                No MI             1.00E+17                 2.25      20110101
559920                20060201         80                No MI             1.00E+17                 2.25      20110101
120800                20060201         80                No MI             1.00E+17                 2.25      20110101
189600                20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
423920                20060201         80                No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
356800                20060201         80                No MI             1.00E+17                 2.25      20110101
164000                20060201         80                No MI             1.00E+17                 2.25      20110101
321600                20060201         80                No MI             1.00E+17                 2.25      20110101
131200                20060201         80                No MI             1.00E+17                 2.25      20110101
119920                20060201         80                No MI             1.00E+17                 2.25      20110101
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
147200                20060201         80                No MI             1.00E+17                 2.25      20110101
264000                20060101         80                No MI             1.00E+17                 2.25      20101201
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
439920                20060201         80                No MI             1.00E+17                 2.25      20110101
318400                20060101         80                No MI             1.00E+17                 2.25      20101201
151920                20060201         80                No MI             1.00E+17                 2.25      20110101
127920                20060201         80                No MI             1.00E+17                 2.25      20110101
892000                20060201         80                No MI             1.00E+17                 2.25      20110101
95550                 20060201         65                No MI             1.00E+17                 2.25      20110101
250908                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
89250                 20060101         75                No MI             1.00E+17                 2.25      20101201
132249                20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
155488                20060201         80                No MI             1.00E+17                 2.25      20110101
147238                20060201         80                No MI             1.00E+17                 2.25      20110101
84216                 20060101         70                No MI             1.00E+17                 2.25      20101201
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
115200                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
164924                20060201         80                No MI             1.00E+17                 2.25      20110101
55250                 20060201         65                No MI             1.00E+17                 2.25      20110101
225600                20060201         80                No MI             1.00E+17                 2.25      20110101
87500                 20060101         70                No MI             1.00E+17                 2.25      20101201
648000                20060201         80                No MI             1.00E+17                 2.25      20110101
136260                20060201         80                No MI             1.00E+17                 2.25      20110101
238000                20060201         80                No MI             1.00E+17                 2.25      20110101
78500                 20060101         74.76000214       No MI             1.00E+17                 2.25      20101201
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
135992                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
102000                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
64280                 20060201         80                No MI             1.00E+17                 2.25      20110101
178400                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
292500                20060201         75                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
172000                20060101         80                No MI             1.00E+17                 2.25      20101201
232000                20060101         80                No MI             1.00E+17                 2.25      20101201
127200                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
120680                20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
880000                20060201         80                No MI             1.00E+17                 2.25      20110101
284000                20060101         80                No MI             1.00E+17                 2.25      20101201
113580                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
255320                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
72000                 20060201         80                No MI             1.00E+17                 2.25      20110101
143000                20060201         65                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
203120                20060201         80                No MI             1.00E+17                 2.25      20110101
195000                20060201         75                No MI             1.00E+17                 2.25      20110101
195000                20060201         75                No MI             1.00E+17                 2.25      20110101
72000                 20060301         80                No MI             1.00E+17                 2.25      20110201
255200                20060201         80                No MI             1.00E+17                 2.25      20110101
332000                20060301         80                No MI             1.00E+17                 2.25      20110201
135200                20060201         80                No MI             1.00E+17                 2.25      20110101
187200                20060301         80                No MI             1.00E+17                 2.25      20110201
387772                20060201         80                No MI             1.00E+17                 2.25      20110101
232000                20060301         80                No MI             1.00E+17                 2.25      20110201
521250                20060201         75                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
225600                20060201         80                No MI             1.00E+17                 2.25      20110101
149600                20060201         80                No MI             1.00E+17                 2.25      20110101
328146                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
454935                20051201         65                No MI             1.00E+17                 2.25      20101101
260000                20051201         80                No MI             1.00E+17                 2.25      20101101
231646                20051201         80                No MI             1.00E+17                 2.25      20101101
63750                 20060201         85                Mortgage Guaranty 1.00E+17                 2.25      20110101
211200                20060201         80                No MI             1.00E+17                 2.25      20110101
162896                20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20060301         80                No MI             1.00E+17                 2.25      20110201
237930                20060301         70                No MI             1.00E+17                 2.25      20110201
119120                20060301         80                No MI             1.00E+17                 2.25      20110201
187500                20060201         75                No MI             1.00E+17                 2.25      20110101
102800                20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20051101         80                No MI             1.00E+17                 2.25      20101001
130400                20060301         80                No MI             1.00E+17                 2.25      20110201
113200                20060301         80                No MI             1.00E+17                 2.25      20110201
162500                20060201         65                No MI             1.00E+17                 2.25      20110101
376000                20060201         80                No MI             1.00E+17                 2.25      20110101
70135                 20060301         65                No MI             1.00E+17                 2.25      20110201
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
68575                 20060301         65                No MI             1.00E+17                 2.25      20110201
68600                 20060101         70                No MI             1.00E+17                 2.25      20101201
73500                 20060201         70                No MI             1.00E+17                 2.25      20110101
229144                20060201         80                No MI             1.00E+17                 2.25      20110101
180955                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060201         77.26000214       No MI             1.00E+17                 2.25      20110101
185600                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060201         80                No MI             1.00E+17                 2.25      20110101
84000                 20060201         70                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
182000                20060201         79.12999725       No MI             1.00E+17                 2.25      20110101
95120                 20060201         80                No MI             1.00E+17                 2.25      20110101
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
98800                 20060201         80                No MI             1.00E+17                 2.25      20110101
117040                20060201         80                No MI             1.00E+17                 2.25      20110101
71200                 20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
825000                20060201         75                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
150493                20060201         70                No MI             1.00E+17                 2.25      20110101
87500                 20060101         70                No MI             1.00E+17                 2.25      20101201
103200                20060101         80                No MI             1.00E+17                 2.25      20101201
164800                20060201         80                No MI             1.00E+17                 2.25      20110101
256000                20060201         80                No MI             1.00E+17                 2.25      20110101
285600                20060201         80                No MI             1.00E+17                 2.25      20110101
123720                20060201         80                No MI             1.00E+17                 2.25      20110101
51200                 20060201         80                No MI             1.00E+17                 2.25      20110101
228528                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060101         80                No MI             1.00E+17                 2.25      20101201
120880                20060201         80                No MI             1.00E+17                 2.25      20110101
70135                 20060201         65                No MI             1.00E+17                 2.25      20110101
368000                20060201         80                No MI             1.00E+17                 2.25      20110101
98000                 20060201         80                No MI             1.00E+17                 2.25      20110101
121600                20060201         80                No MI             1.00E+17                 2.25      20110101
1066850               20060201         75                No MI             1.00E+17                 2.25      20110101
480000                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
144720                20060201         80                No MI             1.00E+17                 2.25      20110101
76300                 20060201         70                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
137920                20060201         80                No MI             1.00E+17                 2.25      20110101
77600                 20060201         80                No MI             1.00E+17                 2.25      20110101
121300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
316000                20060201         80                No MI             1.00E+17                 2.25      20110101
205600                20060301         80                No MI             1.00E+17                 2.25      20110201
137600                20060301         80                No MI             1.00E+17                 2.25      20110201
75200                 20060301         80                No MI             1.00E+17                 2.25      20110201
630000                20060301         70                No MI             1.00E+17                 2.25      20110201
51940                 20060301         70                No MI             1.00E+17                 2.25      20110201
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
220000                20060301         80                No MI             1.00E+17                 2.25      20110201
138900                20060301         75                No MI             1.00E+17                 2.25      20110201
129850                20060301         70                No MI             1.00E+17                 2.25      20110201
56700                 20060201         75.59999847       No MI             1.00E+17                 2.25      20110101
188115                20060201         80                No MI             1.00E+17                 2.25      20110101
189000                20060201         75                No MI             1.00E+17                 2.25      20110101
89600                 20060201         80                No MI             1.00E+17                 2.25      20110101
140000                20060201         80                No MI             1.00E+17                 2.25      20110101
130480                20060201         79.02999878       No MI             1.00E+17                 2.25      20110101
123900                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
568000                20060201         68.84999847       No MI             1.00E+17                 2.25      20110101
96000                 20060201         80                No MI             1.00E+17                 2.25      20110101
163900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
79900                 20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
137250                20060201         75                No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
224788                20060201         80                No MI             1.00E+17                 2.25      20110101
320660                20060201         80                No MI             1.00E+17                 2.25      20110101
564500                20060201         56.45000076       No MI             1.00E+17                 2.25      20110101
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
130400                20060201         80                No MI             1.00E+17                 2.25      20110101
147800                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
104930                20060201         70                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
217600                20060201         80                No MI             1.00E+17                 2.25      20110101
209600                20060201         80                No MI             1.00E+17                 2.25      20110101
236000                20060201         80                No MI             1.00E+17                 2.25      20110101
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
157520                20060201         80                No MI             1.00E+17                 2.25      20110101
270000                20060201         75                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
647500                20060201         70                No MI             1.00E+17                 2.25      20110101
71070                 20060101         80                No MI             1.00E+17                 2.25      20101201
188800                20060301         80                No MI             1.00E+17                 2.25      20110201
244000                20060201         80                No MI             1.00E+17                 2.25      20110101
56000                 20060301         80                No MI             1.00E+17                 2.25      20110201
84000                 20060201         75                No MI             1.00E+17                 2.25      20110101
154200                20060201         80                No MI             1.00E+17                 2.25      20110101
263200                20060201         80                No MI             1.00E+17                 2.25      20110101
104000                20060301         80                No MI             1.00E+17                 2.25      20110201
279200                20060201         80                No MI             1.00E+17                 2.25      20110101
136454                20060301         80                No MI             1.00E+17                 2.25      20110201
121550                20060201         65                No MI             1.00E+17                 2.25      20110101
59150                 20060201         65                No MI             1.00E+17                 2.25      20110101
592000                20060201         80                No MI             1.00E+17                 2.25      20110101
66320                 20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060301         70                No MI             1.00E+17                 2.25      20110201
156000                20060301         80                No MI             1.00E+17                 2.25      20110201
176000                20060301         80                No MI             1.00E+17                 2.25      20110201
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
55200                 20060201         80                No MI             1.00E+17                 2.25      20110101
90400                 20060301         80                No MI             1.00E+17                 2.25      20110201
288000                20060301         80                No MI             1.00E+17                 2.25      20110201
104700                20060301         79.98000336       No MI             1.00E+17                 2.25      20110201
159600                20060301         80                No MI             1.00E+17                 2.25      20110201
90400                 20060301         80                No MI             1.00E+17                 2.25      20110201
129600                20060301         80                No MI             1.00E+17                 2.25      20110201
328000                20060301         80                No MI             1.00E+17                 2.25      20110201
248000                20060301         80                No MI             1.00E+17                 2.25      20110201
154972                20060301         80                No MI             1.00E+17                 2.25      20110201
118657                20060301         65                No MI             1.00E+17                 2.25      20110201
113600                20060301         80                No MI             1.00E+17                 2.25      20110201
500000                20060101         78.12999725       No MI             1.00E+17                 2.25      20101201
387100                20060201         70                No MI                                      2.25      20110101
184800                20060201         80                No MI             1.00E+17                 2.25      20110101
137882                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
142443                20060201         80                No MI             1.00E+17                 2.25      20110101
135992                20060201         80                No MI             1.00E+17                 2.25      20110101
100121                20060201         75                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
279200                20060201         80                No MI             1.00E+17                 2.25      20110101
134820                20060201         75                No MI             1.00E+17                 2.25      20110101
194400                20060201         80                No MI             1.00E+17                 2.25      20110101
270050                20060301         74.98999786       No MI             1.00E+17                 2.25      20110201
151760                20060201         80                No MI             1.00E+17                 2.25      20110101
114320                20060201         80                No MI             1.00E+17                 2.25      20110101
256000                20060101         80                No MI             1.00E+17                 2.25      20101201
140000                20060201         70                No MI             1.00E+17                 2.25      20110101
201600                20060201         80                No MI             1.00E+17                 2.25      20110101
119200                20060201         80                No MI             1.00E+17                 2.25      20110101
356400                20060201         80                No MI             1.00E+17                 2.25      20110101
70500                 20060201         75                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
105600                20060201         80                No MI             1.00E+17                 2.25      20110101
92800                 20060201         80                No MI             1.00E+17                 2.25      20110101
103920                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
157903                20060201         80                No MI             1.00E+17                 2.25      20110101
139592                20060201         80                No MI             1.00E+17                 2.25      20110101
57600                 20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
428450                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
346400                20060201         80                No MI             1.00E+17                 2.25      20110101
225600                20060201         80                No MI             1.00E+17                 2.25      20110101
50250                 20060201         75                No MI             1.00E+17                 2.25      20110101
197175                20060201         75                No MI             1.00E+17                 2.25      20110101
156560                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
650000                20060201         79.79000092       No MI             1.00E+17                 2.25      20110101
310000                20060201         80                No MI             1.00E+17                 2.25      20110101
268632                20060201         80                No MI             1.00E+16                 2.25      20110101
841400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
542750                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
100744                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
206000                20060201         74.37000275       No MI             1.00E+17                 2.25      20110101
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
271700                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
310400                20060201         80                No MI             1.00E+17                 2.25      20110101
87120                 20060301         80                No MI             1.00E+17                 2.25      20110201
146745                20060201         80                No MI             1.00E+16                 2.25      20110101
375660                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
291798                20060201         70                No MI             1.00E+17                 2.25      20110101
208800                20060201         80                No MI             1.00E+17                 2.25      20110101
315192                20060201         80                No MI             1.00E+17                 2.25      20110101
114640                20060201         80                No MI             1.00E+17                 2.25      20110101
85284                 20060301         80                No MI             1.00E+17                 2.25      20110201
209600                20060201         79.69000244       No MI             1.00E+17                 2.75      20110101
256000                20060201         80                No MI             1.00E+17                 2.25      20110101
193810                20060301         80                No MI             1.00E+17                 2.25      20110201
222300                20060201         80                No MI             1.00E+17                 2.25      20110101
140720                20060201         80                No MI             1.00E+17                 2.25      20110101
92000                 20060201         80                No MI             1.00E+17                 2.25      20110101
245040                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
167300                20060301         70                No MI             1.00E+17                 2.25      20110201
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
116000                20060201         80                No MI             1.00E+17                 2.25      20110101
167272                20060201         80                No MI             1.00E+17                 2.25      20110101
65600                 20060201         80                No MI             1.00E+17                 2.25      20110101
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
223920                20060201         80                No MI             1.00E+17                 2.25      20110101
54400                 20060201         80                No MI             1.00E+17                 2.25      20110101
580000                20060201         80                No MI             1.00E+17                 2.25      20110101
286400                20060101         80                No MI             1.00E+17                 2.25      20101201
112000                20060301         80                No MI             1.00E+17                 2.25      20110201
40125                 20060101         75                No MI             1.00E+17                 2.25      20101201
90275                 20060301         70                No MI             1.00E+17                 2.25      20110201
146250                20060101         75                No MI             1.00E+17                 2.25      20101201
162400                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060301         80                No MI             1.00E+17                 2.25      20110201
244000                20060201         80                No MI             1.00E+17                 2.25      20110101
54675                 20060201         75                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
106796                20060201         80                No MI             1.00E+17                 2.25      20110101
141750                20060201         75                No MI             1.00E+17                 2.25      20110101
169600                20060201         80                No MI             1.00E+17                 2.25      20110101
344250                20060201         75                No MI             1.00E+17                 2.25      20110101
114520                20060201         69.97000122       No MI             1.00E+17                 2.25      20110101
400508                20060201         75                No MI             1.00E+17                 2.25      20110101
234400                20060201         80                No MI             1.00E+17                 2.25      20110101
147920                20060201         80                No MI             1.00E+17                 2.25      20110101
620388                20060201         80                No MI             1.00E+17                 2.25      20110101
974900                20060201         75                No MI             1.00E+17                 2.25      20110101
650000                20060201         78.69000244       No MI             1.00E+17                 2.25      20110101
143200                20060301         80                No MI             1.00E+17                 2.25      20110201
252950                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
136800                20060201         80                No MI             1.00E+16                 2.25      20110101
312000                20060301         80                No MI             1.00E+17                 2.25      20110201
64000                 20060301         80                No MI             1.00E+17                 2.25      20110201
103549                20060201         80                No MI             1.00E+17                 2.25      20110101
160716                20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
91920                 20060201         80                No MI             1.00E+17                 2.25      20110101
160800                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060201         75                No MI             1.00E+17                 2.25      20110101
306700                20060201         79.98999786       No MI                                      2.25      20110101
270000                20060201         75                No MI             1.00E+17                 2.25      20110101
123920                20060201         80                No MI             1.00E+17                 2.75      20110101
140000                20060201         80                No MI             1.00E+17                 2.25      20110101
239500                20060201         68.43000031       No MI             1.00E+17                 2.25      20110101
66500                 20060301         70                No MI             1.00E+17                 2.25      20110201
101250                20060201         72.31999969       No MI             1.00E+17                 2.25      20110101
178875                20060201         75                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060301         80                No MI             1.00E+17                 2.25      20110201
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
100520                20060201         80                No MI             1.00E+17                 2.25      20110101
182000                20060201         70                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
178500                20060201         70                No MI             1.00E+17                 2.25      20110101
544000                20060301         80                No MI             1.00E+17                 2.25      20110201
285000                20060201         74.29000092       No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
211850                20060301         71.56999969       No MI             1.00E+17                 2.25      20110201
255200                20060201         80                No MI             1.00E+17                 2.25      20110101
191992                20060201         80                No MI             1.00E+17                 2.25      20110101
101600                20060201         80                No MI                                      2.25      20110101
554400                20060201         80                No MI             1.00E+17                 2.25      20110101
162975                20060201         75                No MI             1.00E+17                 2.25      20110101
376952                20060201         80                No MI             1.00E+17                 2.25      20110101
624000                20060201         80                No MI             1.00E+17                 2.25      20110101
138320                20060201         80                No MI             1.00E+17                 2.25      20110101
162975                20060201         75                No MI             1.00E+17                 2.25      20110101
643336                20060201         80                No MI             1.00E+17                 2.25      20110101
159000                20060201         75                No MI             1.00E+17                 2.25      20110101
382064                20060201         80                No MI             1.00E+17                 2.25      20110101
150850                20060201         70                No MI             1.00E+17                 2.25      20110101
162975                20060201         75                No MI             1.00E+17                 2.25      20110101
431200                20060201         79.84999847       No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
162400                20060201         80                No MI             1.00E+17                 2.25      20110101
94400                 20060201         80                No MI             1.00E+17                 2.25      20110101
143920                20060201         80                No MI             1.00E+17                 2.25      20110101
476925                20060201         75                No MI             1.00E+17                 2.25      20110101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
211604                20060201         80                No MI             1.00E+17                 2.25      20110101
215535                20060201         80                No MI             1.00E+17                 2.25      20110101
289600                20060201         80                No MI             1.00E+17                 2.25      20110101
191200                20060201         80                No MI             1.00E+17                 2.25      20110101
95960                 20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         74.68000031       No MI             1.00E+17                 2.25      20110101
200000                20060201         80                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
59200                 20060201         80                No MI                                      2.25      20110101
273000                20060201         70                No MI             1.00E+17                 2.25      20110101
317600                20060201         80                No MI             1.00E+17                 2.25      20110101
94893                 20060201         80                No MI             1.00E+17                 2.25      20110101
232500                20060301         75                No MI             1.00E+17                 2.25      20110201
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
215200                20060301         80                No MI             1.00E+17                 2.25      20110201
236000                20060201         80                No MI             1.00E+17                 2.25      20110101
92720                 20060201         80                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI                                      2.25      20110101
133000                20060101         80                No MI             1.00E+17                 2.75      20101201
186700                20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
154500                20060201         79.98000336       No MI             1.00E+16                 2.25      20110101
96000                 20060201         80                No MI             1.00E+17                 2.25      20110101
136000                20060201         80                No MI             1.00E+17                 2.75      20110101
124800                20060201         80                No MI             1.00E+17                 2.25      20110101
102400                20060201         80                No MI             1.00E+17                 2.25      20110101
142500                20060201         59.38000107       No MI             1.00E+17                 2.25      20110101
180000                20060201         75                No MI             1.00E+17                 2.25      20110101
327200                20060201         80                No MI             1.00E+17                 2.75      20110101
146900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
165900                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
226320                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
561200                20060201         80                No MI                                      2.25      20110101
251500                20060201         79.98999786       No MI             1.00E+17                 4.5       20110101
200000                20060201         25                No MI             1.00E+17                 2.25      20110101
675000                20060201         75                No MI             1.00E+17                 2.25      20110101
111900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
151600                20060201         80                No MI                                      2.25      20110101
125000                20060301         50                No MI             1.00E+17                 2.25      20110201
174400                20060201         80                No MI             1.00E+17                 2.25      20110101
154320                20060201         80                No MI             1.00E+17                 2.25      20110101
242050                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
353600                20060201         80                No MI             1.00E+17                 2.25      20110101
856000                20060201         80                No MI             1.00E+16                 2.25      20110101
144000                20060201         78.30000305       No MI             1.00E+17                 2.25      20110101
174792                20060101         80                No MI             1.00E+17                 2.25      20101201
187500                20060201         75                No MI             1.00E+17                 2.25      20110101
93360                 20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060301         75                No MI             1.00E+17                 2.25      20110201
248000                20060301         80                No MI             1.00E+17                 2.25      20110201
322500                20060201         75                No MI             1.00E+16                 2.25      20110101
56903                 20060101         80                No MI             1.00E+17                 2.25      20101201
1000000               20060201         62.5              No MI             1.23E+17                 2.25      20110101
436800                20060201         80                No MI             1.00E+17                 2.25      20110101
312000                20060301         80                No MI             1.00E+17                 2.25      20110201
110000                20060201         80                No MI             1.00E+17                 2.25      20110101
233616                20060201         80                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
189208                20060201         80                No MI             1.00E+17                 2.25      20110101
187500                20060101         75                No MI             1.00E+17                 2.25      20101201
182400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
259920                20060301         80                No MI             1.00E+17                 2.25      20110201
214400                20060201         80                No MI             1.00E+17                 2.25      20110101
213600                20060201         80                No MI             1.00E+17                 2.25      20110101
592000                20060301         80                No MI             1.00E+17                 2.25      20110201
129500                20060201         70                No MI             1.00E+17                 2.25      20110101
172760                20060201         80                No MI             1.00E+17                 2.25      20110101
182056                20060301         80                No MI             1.00E+17                 2.25      20110201
820000                20060301         69.79000092       No MI             1.00E+17                 2.25      20110201
142800                20060201         80                No MI             1.00E+17                 2.25      20110101
69600                 20060301         80                No MI             1.00E+17                 2.25      20110201
180000                20060201         79.65000153       No MI             1.00E+17                 2.25      20110101
138000                20060201         79.94999695       No MI             1.00E+17                 2.25      20110101
152440                20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
280000                20060301         80                No MI             1.00E+17                 2.25      20110201
198488                20060301         79.40000153       No MI             1.00E+17                 2.25      20110201
197200                20060301         80                No MI             1.00E+17                 2.25      20110201
125100                20060201         75                No MI             1.00E+17                 2.25      20110101
980000                20060201         70                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
1075000               20060201         63.24000168       No MI             1.00E+17                 2.25      20110101
231920                20060301         80                No MI             1.00E+17                 2.25      20110201
195200                20060301         80                No MI             1.00E+17                 2.25      20110201
135200                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060301         80                No MI             1.00E+17                 2.25      20110201
77600                 20060301         80                No MI             1.00E+17                 2.25      20110201
700000                20060201         80                No MI             1.00E+17                 2.25      20110101
96000                 20060301         80                No MI             1.00E+17                 2.25      20110201
44960                 20060301         80                No MI             1.00E+17                 2.25      20110201
96000                 20060301         80                No MI             1.00E+17                 2.25      20110201
133626                20060201         80                No MI             1.00E+17                 2.25      20110101
591500                20060201         65                No MI             1.00E+17                 2.25      20110101
53200                 20060301         80                No MI             1.00E+17                 2.25      20110201
227250                20060301         75                No MI             1.00E+17                 2.25      20110201
71280                 20060301         80                No MI             1.00E+17                 2.25      20110201
39040                 20060301         80                No MI             1.00E+17                 2.25      20110201
114400                20060301         80                No MI             1.00E+17                 2.25      20110201
115200                20060201         80                No MI             1.00E+17                 2.25      20110101
92000                 20060201         80                No MI             1.00E+17                 2.25      20110101
264000                20060301         80                No MI             1.00E+17                 2.25      20110201
84800                 20060301         80                No MI             1.00E+17                 2.25      20110201
452000                20060201         80                No MI             1.00E+17                 2.25      20110101
110748                20060301         80                No MI             1.00E+17                 2.25      20110201
111200                20060201         80                No MI             1.00E+17                 2.25      20110101
48750                 20060201         75                No MI             1.00E+17                 2.25      20110101
740000                20060201         80                No MI             1.00E+17                 2.25      20110101
135420                20060201         80                No MI             1.00E+17                 2.25      20110101
135963                20060201         80                No MI             1.00E+17                 2.25      20110101
71920                 20060201         80                No MI             1.00E+17                 2.25      20110101
329600                20060201         80                No MI             1.00E+17                 2.25      20110101
572000                20060201         80                No MI             1.00E+17                 2.25      20110101
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
186400                20060201         80                No MI             1.00E+17                 2.25      20110101
109600                20060101         80                No MI             1.00E+17                 2.25      20101201
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
156084                20060201         80                No MI             1.00E+17                 2.25      20110101
375960                20060201         80                No MI             1.00E+17                 2.25      20110101
172321                20060201         80                No MI             1.00E+17                 2.25      20110101
181104                20060201         80                No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
125520                20060201         80                No MI             1.00E+17                 2.25      20110101
110800                20060201         80                No MI             1.00E+17                 2.25      20110101
124080                20060201         80                No MI             1.00E+17                 2.25      20110101
203200                20060201         80                No MI             1.00E+17                 2.25      20110101
64850                 20060201         74.97000122       No MI             1.00E+17                 2.25      20110101
401600                20060201         80                No MI             1.00E+17                 2.25      20110101
301520                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
1124800               20060101         74.95999908       No MI                                      2.25      20101201
203250                20060201         75                No MI             1.00E+17                 2.25      20110101
1000000               20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
60800                 20060201         80                No MI             1.00E+17                 2.25      20110101
171200                20060201         80                No MI             1.00E+17                 2.25      20110101
650000                20060201         74.29000092       No MI             1.00E+17                 2.25      20110101
147529                20060201         70                No MI             1.00E+17                 2.25      20110101
197128                20051201         80                No MI             1.00E+17                 2.25      20101101
152000                20060101         80                No MI             1.00E+17                 2.25      20101201
71600                 20050901         80                No MI             1.00E+17                 2.25      20100801
408000                20051001         80                No MI                                      2.25      20100901
281570                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
147000                20060201         75                No MI             1.00E+17                 2.25      20110101
208100                20060201         80                No MI             1.00E+12                 2.25      20110101
108800                20060201         80                No MI             1.00E+17                 2.25      20110101
159000                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
146000                20060201         80                No MI             1.00E+16                 2.25      20110101
284000                20060201         80                No MI             1.00E+17                 2.25      20110101
482000                20060201         80                No MI             1.00E+17                 2.25      20110101
113200                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060101         80                No MI             1.00E+17                 2.25      20101201
245600                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
348000                20060301         80                No MI             1.00E+17                 2.25      20110201
177675                20060201         75                No MI             1.00E+17                 2.25      20110101
544450                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
104000                20060201         65                No MI             1.00E+17                 2.25      20110101
375200                20060201         80                No MI             1.00E+17                 2.25      20110101
110320                20060201         80                No MI             1.00E+17                 2.25      20110101
920000                20060201         80                No MI             1.00E+17                 2.25      20110101
142425                20060201         75                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
417000                20060201         77.90000153       No MI             1.00E+17                 2.25      20110101
760000                20060201         80                No MI             1.00E+17                 2.25      20110101
391200                20060201         80                No MI             1.00E+17                 2.25      20110101
340000                20060201         80                No MI             1.00E+17                 2.25      20110101
143500                20060201         70                No MI             1.00E+17                 2.25      20110101
260800                20060101         80                No MI             1.00E+17                 2.25      20101201
221040                20060201         80                No MI             1.00E+17                 2.25      20110101
220400                20060201         80                No MI             1.00E+17                 2.25      20110101
146400                20051201         80                No MI             1.00E+17                 2.25      20101101
186846                20051101         80                No MI             1.00E+17                 2.25      20101001
467903                20060201         80                No MI             1.00E+17                 2.25      20110101
404000                20060201         80                No MI             1.00E+17                 2.25      20110101
132500                20060201         74.86000061       No MI             1.00E+17                 2.25      20110101
368000                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
1308750               20060201         75                No MI             1.00E+17                 2.25      20110101
476000                20060201         80                No MI             1.00E+17                 2.25      20110101
107920                20060201         80                No MI             1.00E+17                 2.25      20110101
241872                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
448000                20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
115875                20060201         73.11000061       No MI             1.00E+17                 2.25      20110101
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
159920                20060201         80                No MI             1.00E+17                 2.25      20110101
682500                20060201         70                No MI             1.00E+17                 2.25      20110101
392200                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
172000                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20051001         80                No MI             1.00E+17                 2.25      20100901
580000                20051101         80                No MI             1.00E+17                 2.25      20101001
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
198750                20060201         75                No MI             1.00E+17                 2.25      20110101
308000                20060201         80                No MI             1.00E+17                 2.25      20110101
217600                20060201         80                No MI             1.00E+17                 2.25      20110101
276700                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
643199                20060201         75                No MI             1.00E+17                 2.25      20110101
185600                20060201         80                No MI             1.00E+17                 2.25      20110101
94880                 20060201         80                No MI             1.00E+17                 2.25      20110101
222397                20060201         80                No MI             1.00E+17                 2.25      20110101
468800                20060201         80                No MI             1.00E+17                 2.25      20110101
111120                20060201         80                No MI             1.00E+17                 2.25      20110101
185000                20060201         71.15000153       No MI             1.00E+17                 2.25      20110101
146320                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
172800                20060201         80                No MI             1.00E+17                 2.25      20110101
205693                20060201         80                No MI             1.00E+17                 2.25      20110101
349400                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
111200                20060201         80                No MI             1.00E+17                 2.25      20110101
114300                20060201         79.94000244       No MI             1.00E+17                 2.25      20110101
105760                20060201         80                No MI             1.00E+17                 2.25      20110101
150400                20060201         80                No MI             1.00E+17                 2.25      20110101
112400                20051201         80                No MI             1.00E+17                 2.25      20101101
100000                20051101         80                No MI             1.00E+17                 2.25      20101001
254625                20051101         75                No MI             1.00E+17                 2.25      20101001
239652                20060201         80                No MI             1.00E+17                 2.25      20110101
131520                20051101         80                No MI             1.00E+17                 2.25      20101001
164800                20060201         80                No MI             1.00E+17                 2.25      20110101
151920                20060201         80                No MI             1.00E+17                 2.25      20110101
242400                20060201         80                No MI             1.00E+17                 2.25      20110101
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
516000                20060201         80                No MI             1.00E+17                 2.25      20110101
335040                20060201         80                No MI             1.00E+17                 2.25      20110101
74750                 20060201         65                No MI             1.00E+17                 2.25      20110101
600000                20060201         80                No MI             1.00E+17                 2.25      20110101
80500                 20060201         70                No MI             1.00E+17                 2.25      20110101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
540000                20060101         80                No MI             1.00E+17                 2.25      20101201
417400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
247600                20060201         80                No MI             1.00E+17                 2.25      20110101
98400                 20060201         80                No MI             1001989-0000003325       2.25      20110101
400000                20060201         80                No MI             1.00E+17                 2.25      20110101
689992                20060201         75                No MI             1.00E+17                 2.25      20110101
83920                 20060101         80                No MI             1.00E+17                 2.25      20101201
149600                20060201         80                No MI             1.00E+17                 2.25      20110101
93750                 20060201         75                No MI             1.00E+17                 2.25      20110101
155200                20051101         80                No MI             1.00E+17                 2.25      20101001
119200                20060201         80                No MI             1.00E+17                 2.25      20110101
302150                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
236670                20060101         80                No MI             1.00E+17                 2.25      20101201
116200                20060201         70                No MI             1.00E+17                 2.25      20110101
491920                20060201         80                No MI             1.00E+17                 2.25      20110101
113039                20060201         80                No MI             1.00E+16                 2.25      20110101
104959                20060201         80                No MI             1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
282240                20060201         80                No MI             1.00E+17                 2.25      20110101
160125                20060201         75                No MI             1.00E+17                 2.25      20110101
151500                20060201         75                No MI             1.00E+17                 2.25      20110101
195000                20060201         75                No MI             1.00E+17                 2.25      20110101
158648                20060201         80                No MI             1.00E+17                 2.25      20110101
71250                 20060201         75                No MI             1.00E+17                 2.25      20110101
187500                20060201         75                No MI             1.00E+17                 2.25      20110101
126675                20060201         75                No MI             1.00E+17                 2.25      20110101
232000                20060201         80                No MI             1.00E+17                 2.25      20110101
151822                20060201         75                No MI             1.00E+17                 2.25      20110101
117750                20060201         75                No MI             1001732-5001002883       2.25      20110101
311200                20060201         80                No MI             1.00E+17                 2.25      20110101
127425                20060201         75                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
102250                20060201         67.16000366       No MI             1.00E+17                 2.25      20110101
167300                20060201         70                No MI             1.00E+17                 2.25      20110101
297500                20060101         70                No MI             1.00E+17                 2.25      20101201
297500                20060201         70                No MI             1.00E+17                 2.25      20110101
297500                20060201         70                No MI             1.00E+17                 2.25      20110101
184000                20060201         80                No MI             1.00E+17                 2.25      20110101
260000                20060101         80                No MI             1.00E+17                 2.25      20101201
187200                20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
48800                 20060201         80                No MI             1.00E+17                 2.25      20110101
218116                20060201         79.33999634       No MI             1.00E+17                 2.25      20110101
72000                 20060201         80                No MI             1.00E+17                 2.25      20110101
498750                20060201         75                No MI             1.00E+17                 2.25      20110101
420000                20060201         80                No MI             1.00E+17                 2.25      20110101
216000                20060201         80                No MI             1.00E+17                 2.25      20110101
159375                20060301         75                No MI             1.00E+17                 2.25      20110201
154432                20060101         80                No MI             1.00E+17                 2.25      20101201
191200                20060101         80                No MI             1.00E+17                 2.25      20101201
991800                20060101         80                No MI             1.00E+17                 2.25      20101201
965673                20060101         80                No MI             1.00E+17                 2.25      20101201
163592                20060201         80                No MI             1.00E+17                 2.25      20110101
142717                20060201         75                No MI             1.00E+17                 2.25      20110101
604800                20060201         80                No MI             1.00E+17                 2.25      20110101
123200                20060201         80                No MI             1.00E+17                 2.25      20110101
165320                20060201         80                No MI             1.00E+17                 2.25      20110101
231000                20060201         75                No MI             1.00E+17                 2.25      20110101
206400                20060101         80                No MI             1.00E+17                 2.25      20101201
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
87200                 20060101         80                No MI             1.00E+17                 2.25      20101201
196000                20060101         80                No MI             1.00E+17                 2.25      20101201
177800                20060201         70                No MI             1.00E+17                 2.25      20110101
156585                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060101         80                No MI             1.00E+17                 2.25      20101201
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
140080                20060101         80                No MI             1.00E+17                 2.25      20101201
266400                20060201         80                No MI             1.00E+17                 2.25      20110101
853125                20060201         65                No MI             1.00E+17                 2.25      20110101
401250                20060201         75                No MI             1.00E+17                 2.25      20110101
233600                20060301         80                No MI             1.00E+17                 2.25      20110201
770000                20060201         70                No MI             1.01E+16                 2.25      20110101
137900                20060201         70                No MI             1.00E+17                 2.25      20110101
286250                20060201         79.91999817       No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
228000                20060301         80                No MI             1.00E+17                 2.25      20110201
115200                20060201         70.66999817       No MI             1.00E+17                 2.25      20110101
208000                20060201         80                No MI             1.00E+16                 2.25      20110101
175700                20060201         70                No MI             1.00E+17                 2.25      20110101
136000                20060201         80                No MI             1.00E+17                 2.25      20110101
206400                20060201         80                No MI             1.00E+17                 2.25      20110101
336000                20060201         80                No MI             1.00E+17                 2.25      20110101
370000                20060201         74.75             No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+16                 2.25      20110101
206100                20060201         90                Republic MIC      1.00E+17                 2.25      20110101
144400                20060201         70                No MI             1.00E+17                 2.25      20110101
86100                 20060201         73.58999634       No MI             1.00E+17                 2.25      20110101
134400                20060201         80                No MI             1.00E+17                 2.25      20110101
191992                20060201         80                No MI             1.00E+17                 2.25      20110101
165000                20060201         52.38000107       No MI             1.00E+17                 2.25      20110101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
139300                20060101         79.98999786       No MI             1.00E+17                 2.75      20101201
161600                20060201         80                No MI             1.00E+17                 2.25      20110101
45000                 20060101         75                No MI             1.00E+17                 2.25      20101201
960000                20060201         80                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
532000                20060201         80                No MI             1.00E+17                 2.25      20110101
140800                20060201         80                No MI             1.00E+17                 2.25      20110101
90800                 20060201         80                No MI                                      2.25      20110101
1000000               20060201         71.19000244       No MI             1.00E+17                 2.25      20110101
191000                20060201         89.98999786       GE Capital MI                              2.25      20110101
116000                20060201         80                No MI             1.00E+17                 2.25      20110101
304850                20060201         58.06999969       No MI             1.00E+17                 2.25      20110101
214548                20060101         90                Republic MIC      1.00E+17                 2.25      20101201
136485                20060101         90                Republic MIC      1.00E+17                 2.25      20101201
400000                20060201         80                No MI             1.00E+17                 2.75      20110101
212000                20060201         80                No MI             1.00E+16                 2.25      20110101
207992                20060201         80                No MI             1.00E+17                 2.25      20110101
300000                20060101         80                No MI             1.00E+17                 2.25      20101201
420000                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
56000                 20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
976708                20060201         80                No MI             1.00E+17                 2.25      20110101
159350                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
252000                20060201         70                No MI             1.00E+17                 2.25      20110101
236000                20060201         80                No MI             1.00E+17                 2.25      20110101
1425000               20060201         75                No MI             1.00E+17                 2.25      20110101
975000                20060201         59.09000015       No MI             1.00E+17                 2.25      20110101
349500                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
323764                20060201         80                No MI             1.00E+17                 2.25      20110101
630000                20060101         75                No MI             1.00E+17                 2.25      20101201
74424                 20060201         80                No MI             1.00E+17                 2.25      20110101
146720                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
174400                20060101         75.83000183       No MI             1.00E+17                 2.25      20101201
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
433600                20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060101         80                No MI             1.00E+17                 2.25      20101201
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
218400                20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
392800                20060101         65                No MI             1.00E+17                 2.75      20101201
532000                20060201         80                No MI             1.00E+17                 2.25      20110101
206250                20060101         75                No MI             1.00E+17                 2.25      20101201
196800                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
452000                20060201         80                No MI             1.00E+17                 2.25      20110101
238400                20060201         80                No MI             1.00E+17                 2.25      20110101
178000                20060201         80                No MI             1.00E+17                 2.25      20110101
141000                20060201         75                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
171920                20060201         80                No MI             1.00E+17                 2.25      20110101
128514                20060101         80                No MI             1.00E+17                 2.25      20101201
94320                 20060201         80                No MI             1.00E+17                 2.25      20110101
112300                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
80960                 20060101         80                No MI             1.00E+17                 2.25      20101201
102200                20060201         80                No MI             1.00E+17                 2.25      20110101
86800                 20060101         80                No MI             1.00E+17                 2.25      20101201
136000                20060201         80                No MI             1.00E+17                 2.25      20110101
94080                 20060101         80                No MI             1.00E+17                 2.25      20101201
84000                 20060101         80                No MI             1.00E+17                 2.25      20101201
179500                20060201         89.98000336       Mortgage Guaranty 1.00E+17                 2.25      20110101
173950                20060201         89.98000336       GE Capital MI     1.00E+17                 2.25      20110101
212250                20060201         75                No MI             1.00E+17                 2.25      20110101
276000                20060101         80                No MI             1.00E+17                 2.25      20101201
287317                20060201         80                No MI             1.00E+17                 2.25      20110101
591935                20060201         80                No MI             1.00E+17                 2.25      20110101
212200                20060201         89.95999908       GE Capital MI                              2.25      20110101
175600                20060201         80                No MI             1.00E+17                 2.25      20110101
81600                 20060201         80                No MI             1.00E+17                 2.25      20110101
122400                20060201         80                No MI                                      2.25      20110101
183252                20060101         80                No MI             1.00E+17                 2.25      20101201
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
406600                20060201         70                No MI                                      2.25      20110101
303950                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
132000                20060101         80                No MI             1.00E+17                 2.25      20101201
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
121600                20060201         80                No MI             1.00E+17                 2.25      20110101
212800                20060201         80                No MI             1.00E+17                 2.25      20110101
232000                20060201         80                No MI             1.00E+17                 2.25      20110101
147700                20060201         70                No MI             1.00E+17                 2.25      20110101
198750                20060201         75                No MI             1.00E+17                 2.25      20110101
236966                20060301         65                No MI             1.00E+17                 2.25      20110201
397500                20060201         75                No MI             1.00E+17                 2.25      20110101
400000                20060201         80                No MI             1.00E+17                 2.25      20110101
906750                20060201         65                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI                                      2.25      20110101
998000                20060201         62.38000107       No MI             1.00E+16                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
191000                20060201         88.33999634       YES               1.00E+17                 2.25      20110101
191992                20060201         80                No MI             1.00E+17                 2.25      20110101
301600                20060201         80                No MI             1.00E+17                 2.25      20110101
137600                20060201         64                No MI             1.00E+17                 2.75      20110101
174828                20060201         80                No MI             1.00E+17                 2.25      20110101
58320                 20060201         80                No MI             1.00E+17                 2.25      20110101
219840                20060201         75                No MI             1.00E+17                 2.25      20110101
131872                20060201         80                No MI             1.00E+17                 2.25      20110101
345600                20060101         80.01999664       YES               1.00E+17                 2.25      20101201
73750                 20060201         79.91999817       No MI             1.00E+17                 2.25      20110101
252000                20060101         80                No MI             1.00E+17                 2.25      20101201
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
226600                20060101         80                No MI             1.00E+17                 2.25      20101201
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
880000                20060101         80                No MI             1.00E+17                 2.25      20101201
114000                20060201         75                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
202200                20060201         69.01000214       No MI             1.00E+17                 2.25      20110101
228000                20060101         80                No MI             1.00E+17                 2.75      20101201
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060101         79.56999969       No MI             1.00E+17                 2.75      20101201
280000                20060301         74.47000122       No MI                                      2.25      20110201
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
200287                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
102400                20060201         80                No MI             1.00E+17                 2.25      20110101
99200                 20060201         80                No MI             1.00E+17                 2.25      20110101
86400                 20060201         80                No MI             1.00E+17                 2.25      20110101
89600                 20060201         80                No MI             1.00E+17                 2.25      20110101
201120                20060201         80                No MI             1.00E+17                 2.25      20110101
177800                20060201         80                No MI             1.00E+17                 2.25      20110101
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
151200                20060101         79.97000122       No MI             1.00E+17                 2.25      20101201
111200                20060201         80                No MI             1.00E+17                 2.25      20110101
364000                20060201         80                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
391200                20060101         80                No MI             1.00E+17                 2.25      20101201
103200                20060201         80                No MI             1.00E+17                 2.25      20110101
540000                20060201         80                No MI             1.00E+17                 2.25      20110101
56175                 20060101         75                No MI             1.00E+17                 2.25      20101201
110300                20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
772250                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
464000                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
170830                20060201         80                No MI             1.00E+17                 2.25      20110101
346125                20060201         64.45999908       No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
169925                20060201         80                No MI             1.00E+17                 2.25      20110101
320400                20060101         80                No MI             1.00E+17                 2.25      20101201
239120                20060101         80                No MI             1.00E+17                 2.25      20101201
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+16                 2.25      20110101
109600                20060201         80                No MI             1.00E+17                 2.25      20110101
375750                20060201         80                No MI             1.00E+17                 2.25      20110101
130917                20060101         80                No MI             1.00E+17                 2.25      20101201
357800                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
900000                20060101         75                No MI             1.00E+17                 2.25      20101201
450800                20060201         80                No MI             1.00E+17                 2.25      20110101
129992                20060101         80                No MI             1.00E+17                 2.25      20101201
331350                20060201         80                No MI             1.00E+17                 2.25      20110101
204500                20060201         89.52999878       GE Capital MI     1.00E+17                 2.25      20110101
143200                20060201         80                No MI             1.00E+17                 2.25      20110101
376000                20060201         80                No MI             1.00E+17                 2.25      20110101
70000                 20060201         70                No MI             1.00E+17                 2.25      20110101
146250                20060301         75                No MI             1.00E+17                 2.25      20110201
376000                20060201         80                No MI             1.00E+17                 2.25      20110101
480000                20060201         80                No MI             1.00E+17                 2.25      20110101
744000                20060101         80                No MI             1.00E+17                 2.75      20101201
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
88800                 20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
191472                20060201         80                No MI             1.00E+17                 2.25      20110101
230720                20060201         80                No MI             1.00E+17                 2.25      20110101
216532                20060101         80                No MI             1.00E+17                 2.25      20101201
164850                20060201         70                No MI             1.00E+17                 2.25      20110101
153049                20060201         80                No MI             1.00E+17                 2.25      20110101
257294                20060201         80                No MI             1.00E+17                 2.25      20110101
89250                 20060201         75                No MI             1.00E+17                 2.25      20110101
104300                20060201         70                No MI             1.00E+17                 2.25      20110101
324000                20060101         80                No MI                                      2.25      20101201
172520                20060101         80                No MI             1.00E+17                 2.25      20101201
276000                20060101         80                No MI             1.00E+17                 2.25      20101201
170448                20060101         80                No MI             1.00E+17                 2.25      20101201
196800                20060101         80                No MI             1.00E+17                 2.25      20101201
104000                20060101         80                No MI             1.00E+17                 2.25      20101201
562500                20060101         75                No MI             1.00E+17                 2.25      20101201
375000                20060101         75                No MI             1.00E+17                 2.25      20101201
59500                 20060201         70                No MI             1.00E+17                 2.25      20110101
263446                20060201         80                No MI             1.00E+17                 2.25      20110101
220880                20060201         80                No MI             1.00E+17                 2.25      20110101
248500                20060201         70                No MI             1.00E+17                 2.25      20110101
93000                 20060201         75                No MI             1.00E+16                 2.25      20110101
144888                20060101         80                No MI             1.00E+17                 2.25      20101201
386250                20060101         75                No MI             1.00E+17                 2.25      20101201
51000                 20060101         78.45999908       No MI             1.00E+17                 2.25      20101201
362731                20060201         80                No MI                                      2.25      20110101
164798                20060201         70                No MI                                      2.25      20110101
617500                20060101         74.84999847       No MI                                      2.25      20101201
120000                20060201         75                No MI             1.00E+17                 2.25      20110101
86250                 20060201         75                No MI             1.00E+17                 2.25      20110101
75920                 20060101         80                No MI             1.00E+17                 2.25      20101201
150400                20060101         80                No MI             1.00E+17                 2.25      20101201
82400                 20060101         80                No MI             1.00E+17                 2.25      20101201
875000                20060201         70                No MI             1.00E+17                 2.25      20110101
322500                20060201         75                No MI             1.00E+17                 2.25      20110101
402400                20060101         80                No MI             1.00E+17                 2.25      20101201
187500                20060101         75                No MI             1.00E+17                 2.25      20101201
217600                20060201         80                No MI                                      2.25      20110101
116184                20060101         80                No MI             1.00E+17                 2.25      20101201
113784                20060101         80                No MI             1.00E+17                 2.25      20101201
318000                20060101         80                No MI             1.00E+17                 2.25      20101201
164400                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
141472                20060201         80                No MI             1.00E+17                 2.25      20110101
331500                20060201         75                No MI             1.00E+17                 2.25      20110101
84800                 20060101         80                No MI             1.00E+17                 2.25      20101201
156000                20060101         80                No MI             1.00E+17                 2.25      20101201
556578                20060201         80                No MI             1.00E+17                 2.25      20110101
345464                20060101         80                No MI             1.00E+17                 2.25      20101201
258030                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
261860                20060101         80                No MI             1.00E+17                 2.25      20101201
148168                20060101         80                No MI             1.00E+17                 2.25      20101201
271180                20060101         80                No MI             1.00E+17                 2.25      20101201
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
65837                 20060101         80                No MI             1.00E+17                 2.25      20101201
134121                20060101         80                No MI             1.00E+17                 2.25      20101201
152000                20060101         80                No MI             1.00E+17                 2.25      20101201
284768                20060201         80                No MI             1.00E+17                 2.25      20110101
294772                20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
1190000               20060101         70                No MI             1.00E+17                 2.25      20101201
68700                 20060201         73.87000275       No MI             1.00E+17                 2.25      20110101
97500                 20060201         76.16999817       No MI             1.00E+17                 2.25      20110101
136350                20060101         80                No MI                                      2.25      20101201
296000                20060101         80                No MI             1.00E+17                 2.25      20101201
84000                 20060201         80                No MI             1.00E+17                 2.25      20110101
225000                20060201         75                No MI             1.00E+17                 2.25      20110101
382500                20060101         75                No MI             1.00E+17                 2.25      20101201
260000                20060101         80                No MI             1.00E+17                 2.25      20101201
281250                20060201         75                No MI             1.00E+17                 2.25      20110101
98250                 20060201         75                No MI             1.00E+17                 2.25      20110101
292500                20060201         75                No MI             1.00E+17                 2.25      20110101
167369                20060101         75                No MI             1.00E+17                 2.25      20101201
90960                 20060201         80                No MI             1.00E+17                 2.25      20110101
141700                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
116400                20060101         80                No MI             1.00E+17                 2.25      20101201
168400                20060101         80                No MI             1.00E+17                 2.25      20101201
116720                20060201         80                No MI             1.00E+17                 2.25      20110101
101084                20060201         80                No MI             1.00E+17                 2.25      20110101
294052                20060101         80                No MI             1.00E+17                 2.75      20101201
95200                 20060201         70                No MI             1.00E+17                 2.25      20110101
149374                20060101         80                No MI             1.00E+17                 2.75      20101201
96000                 20060201         75                No MI             1.00E+17                 2.25      20110101
220000                20060201         79.88999939       No MI             1.00E+17                 2.25      20110101
94400                 20060201         80                No MI             1.33E+17                 2.25      20110101
843050                20060201         80                No MI             1.00E+17                 2.25      20110101
459920                20060201         80                No MI             1.00E+17                 2.25      20110101
207350                20060201         69.80999756       No MI             1.00E+17                 2.25      20110101
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
1100000               20060201         45.83000183       No MI             1.00E+17                 2.25      20110101
104900                20060201         79.94999695       No MI             1.00E+17                 2.25      20110101
245592                20060201         80                No MI             1.00E+17                 2.25      20110101
94000                 20060201         80                No MI             1.00E+17                 2.25      20110101
215920                20060201         80                No MI             1.00E+17                 2.25      20110101
650000                20060201         74.29000092       No MI             1.00E+17                 2.25      20110101
97510                 20060301         80                No MI             1.00E+17                 2.25      20110201
115200                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
148400                20060201         70                No MI             1.00E+17                 2.25      20110101
201778                20060201         90                Republic MIC      1.00E+17                 2.25      20110101
112000                20060101         80                No MI             1.00E+17                 2.25      20101201
172000                20060201         80                No MI                                      2.25      20110101
48750                 20060301         65                No MI             1.00E+17                 2.25      20110201
224000                20060101         80                No MI             1.00E+17                 2.25      20101201
248500                20060101         70                No MI             1.00E+17                 2.25      20101201
81600                 20060201         80                No MI             1.00E+17                 2.25      20110101
588000                20060101         70                No MI             1.00E+17                 2.25      20101201
228110                20060101         80                No MI             1.00E+17                 2.25      20101201
146960                20060201         80                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1001459-0002906562       2.25      20110101
211500                20060201         75                No MI             1.00E+17                 2.25      20110101
493200                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
188400                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
170176                20060201         80                No MI             1.00E+17                 2.25      20110101
145200                20060201         80                No MI             1.00E+17                 2.25      20110101
169600                20060201         80                No MI             1.00E+17                 2.25      20110101
157500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
216000                20060201         80                No MI             1.00E+17                 2.25      20110101
324800                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060101         80                No MI             1.00E+17                 2.25      20101201
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
193200                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
94362                 20060201         80                No MI             1.00E+17                 2.25      20110101
905600                20060201         75                No MI                                      2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
118293                20060201         65                No MI             1.00E+17                 2.25      20110101
157500                20060201         70                No MI             1.00E+17                 2.25      20110101
126800                20060101         80                No MI             1.00E+17                 2.25      20101201
188800                20060201         80                No MI             1.00E+17                 2.25      20110101
345000                20060101         75                No MI             1.00E+17                 2.25      20101201
168000                20060101         79.80999756       No MI             1.00E+17                 2.25      20101201
863200                20060101         80                No MI             1.00E+17                 2.25      20101201
88000                 20060101         80                No MI             1003780-0000308722       2.25      20101201
211200                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060101         80                No MI             1.00E+17                 2.25      20101201
126400                20060201         80                No MI             1.00E+17                 2.25      20110101
102400                20060201         80                No MI             1.00E+17                 2.25      20110101
109900                20060201         70                No MI             1.00E+17                 2.25      20110101
146956                20060301         80                No MI             1.00E+17                 2.25      20110201
214416                20060201         80                No MI             1.00E+17                 2.25      20110101
308800                20060201         80                No MI             1.00E+17                 2.25      20110101
158400                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
96750                 20060101         75                No MI             1.00E+17                 2.25      20101201
51975                 20060201         70                No MI             1.00E+17                 2.25      20110101
221600                20051201         80                No MI             1.00E+17                 2.25      20101101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
262500                20060201         75                No MI             1.00E+17                 2.25      20110101
213600                20060201         80                No MI             1.00E+17                 2.25      20110101
253600                20060201         80                No MI             1.00E+17                 2.25      20110101
600000                20060101         80                No MI             1.00E+17                 2.75      20101201
399450                20060201         66.63999939       No MI             1.00E+17                 2.25      20110101
63036                 20060201         80                No MI             1.00E+17                 2.25      20110101
71920                 20060201         80                No MI             1.00E+17                 2.25      20110101
325000                20060201         65                No MI             1.00E+17                 2.25      20110101
456000                20060101         80                No MI             1.00E+17                 2.25      20101201
185500                20060201         70                No MI             1.00E+17                 2.25      20110101
348000                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
198750                20060201         75                No MI             1.00E+17                 2.25      20110101
161600                20060201         80                No MI             1.00E+17                 2.25      20110101
154350                20060201         70                No MI             1.00E+17                 2.25      20110101
146993                20060301         70                No MI             1.00E+17                 2.25      20110201
117592                20060101         80                No MI             1.00E+17                 2.25      20101201
227920                20060201         80                No MI             1.00E+17                 2.25      20110101
118392                20060101         80                No MI             1.00E+16                 2.25      20101201
158197                20060201         80                No MI             1.00E+17                 2.25      20110101
122400                20060101         80                No MI             1.00E+17                 2.25      20101201
128000                20060101         80                No MI             1.00E+17                 2.25      20101201
73990                 20060101         70                No MI             1.00E+17                 2.25      20101201
68800                 20060201         80                No MI             1.00E+16                 2.25      20110101
106400                20060201         80                No MI             1.00E+17                 2.25      20110101
738958                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
161419                20060201         75                No MI             1.00E+17                 2.25      20110101
539920                20060201         80                No MI             1.00E+16                 2.25      20110101
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
182000                20060201         70                No MI             1.00E+12                 2.25      20110101
50700                 20060301         65                No MI             1.00E+17                 2.25      20110201
437600                20060201         80                No MI                                      2.25      20110101
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
156975                20060201         65                No MI             1.00E+17                 2.25      20110101
118000                20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
228120                20060201         79                No MI             1.00E+17                 2.25      20110101
228750                20060201         75                No MI             1.00E+17                 2.25      20110101
128850                20060201         75                No MI             1.00E+17                 2.25      20110101
232000                20060201         80                No MI             1.00E+17                 2.25      20110101
106400                20060201         80                No MI             1.00E+17                 2.25      20110101
202000                20060201         80                No MI             1.00E+17                 2.25      20110101
139159                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
237750                20060201         75                No MI             1.00E+17                 2.25      20110101
109100                20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
108700                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
173036                20060201         80                No MI             1.00E+17                 2.25      20110101
169600                20060201         80                No MI             1.00E+17                 2.25      20110101
489100                20060201         70.30000305       No MI             1.00E+17                 2.25      20110101
62160                 20060201         80                No MI             1.00E+17                 2.25      20110101
161600                20060201         80                No MI             1.00E+17                 2.25      20110101
244300                20060201         82.47000122       YES               1.00E+17                 2.25      20110101
132962                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060101         80                No MI             1.00E+17                 2.25      20101201
136000                20060101         80                No MI             1.00E+17                 2.25      20101201
136000                20060101         80                No MI             1.00E+17                 2.25      20101201
129100                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
138392                20060101         80                No MI             1.00E+17                 2.25      20101201
485025                20060301         75                No MI             1.00E+17                 2.25      20110201
164850                20060101         79.98999786       No MI             1.00E+17                 2.75      20101201
160312                20060201         80                No MI             1.00E+17                 2.25      20110101
147920                20060101         80                No MI             1.00E+16                 2.25      20101201
67440                 20060101         80                No MI             1.00E+17                 2.25      20101201
138927                20060101         80                No MI             1.00E+17                 2.25      20101201
138927                20060101         80                No MI             1.00E+17                 2.25      20101201
176250                20060201         75                No MI             1.00E+17                 2.25      20110101
102400                20060201         80                No MI             1.00E+16                 2.25      20110101
324000                20060201         80                No MI             1.00E+17                 2.25      20110101
143200                20060201         80                No MI             1.00E+17                 2.25      20110101
64400                 20060201         70                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
103600                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
106800                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
111920                20060201         80                No MI             1.00E+17                 2.25      20110101
138160                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
129500                20060201         70                No MI             1.00E+17                 2.25      20110101
134700                20060201         69.97000122       No MI             1.00E+17                 2.25      20110101
98700                 20060201         70                No MI             1.00E+17                 2.25      20110101
157192                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
247200                20060201         80                No MI             1.00E+17                 2.25      20110101
266700                20060101         80                No MI             1.00E+17                 2.75      20101201
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
81600                 20060201         80                No MI             1.00E+17                 2.25      20110101
104000                20060201         80                No MI             1.00E+17                 2.25      20110101
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
376000                20060201         80                No MI             1.00E+17                 2.25      20110101
186400                20060201         80                No MI             1.00E+17                 2.25      20110101
99920                 20060201         80                No MI             1.00E+17                 2.25      20110101
50128                 20060201         65                No MI             1.00E+17                 2.25      20110101
607500                20060201         75                No MI             1.00E+17                 2.25      20110101
620200                20060201         70                No MI             1.00E+17                 2.25      20110101
128250                20060201         75                No MI             1.00E+17                 2.25      20110101
276640                20060201         79.48999786       No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
480000                20060201         80                No MI             1.00E+17                 2.25      20110101
305250                20060201         75                No MI             1.00E+17                 2.25      20110101
206372                20060201         80                No MI             1.00E+17                 2.25      20110101
116800                20060201         80                No MI             1.00E+17                 2.25      20110101
119920                20060201         80                No MI             1.00E+17                 2.25      20110101
101500                20060201         70                No MI             1.00E+17                 2.25      20110101
79600                 20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
96760                 20060201         80                No MI             1.00E+17                 2.25      20110101
82950                 20060201         70                No MI             1.00E+17                 2.25      20110101
213600                20060201         80                No MI             1.00E+17                 2.25      20110101
324000                20060201         80                No MI             1.00E+17                 2.25      20110101
175600                20060201         80                No MI             1.00E+17                 2.25      20110101
578420                20060101         80                No MI             1.00E+17                 2.25      20101201
100118                20060201         80                No MI             1.00E+17                 2.25      20110101
206280                20060201         80                No MI             1.00E+17                 2.25      20110101
608000                20060201         80                No MI             1.00E+17                 2.25      20110101
549858                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
140220                20060201         80                No MI             1.00E+17                 2.25      20110101
245600                20060201         78.47000122       No MI             1.00E+17                 2.25      20110101
246400                20060301         80                No MI             1.00E+17                 2.25      20110201
99400                 20060201         70                No MI             1.00E+17                 2.25      20110101
114400                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
207600                20060201         80                No MI             1.00E+17                 2.25      20110101
43400                 20060201         70                No MI             1.00E+17                 2.25      20110101
289600                20060201         80                No MI             1.00E+17                 2.25      20110101
129500                20060201         70                No MI             1.00E+17                 2.25      20110101
236800                20060201         80                No MI             1.00E+17                 2.25      20110101
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
61650                 20060201         67.01000214       No MI             1.00E+17                 2.25      20110101
476000                20060201         70                No MI             1.00E+17                 2.25      20110101
69000                 20060201         69                No MI             1.00E+17                 2.25      20110101
313298                20060301         80                No MI             1.00E+17                 2.25      20110201
404000                20060201         80                No MI             1.00E+17                 2.25      20110101
443992                20060101         80                No MI             1.00E+17                 2.25      20101201
163200                20060201         79.61000061       No MI             1.00E+17                 2.25      20110101
108500                20060201         70                No MI             1.00E+17                 2.25      20110101
143192                20060101         80                No MI             1.00E+17                 2.25      20101201
81600                 20060201         80                No MI             1.00E+17                 2.25      20110101
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
62075                 20060201         65                No MI             1.00E+17                 2.25      20110101
136000                20060101         80                No MI             1.00E+17                 2.25      20101201
94080                 20060101         80                No MI                                      2.25      20101201
119136                20060101         80                No MI                                      2.25      20101201
137750                20060101         79.98000336       No MI             1.00E+17                 2.25      20101201
127752                20060101         80                No MI             1.00E+17                 2.25      20101201
113760                20060201         80                No MI             1.00E+16                 2.25      20110101
111200                20060101         80                No MI             1.00E+17                 2.25      20101201
165720                20060101         80                No MI             1.00E+17                 2.25      20101201
235150                20060101         79.98999786       No MI             1000+9+00051123125       2.25      20101201
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
313650                20060201         94.98999786       GE Capital MI                              2.25      20110101
101464                20060201         80                No MI             1.00E+17                 2.25      20110101
99200                 20060101         80                No MI             1.00E+17                 2.25      20101201
123850                20060101         79.97000122       No MI             1.00E+17                 2.25      20101201
240600                20060201         80                No MI             1.00E+17                 2.25      20110101
80430                 20060101         70                No MI             1.00E+17                 2.25      20101201
182250                20060201         75                No MI             1.00E+17                 2.25      20110101
89925                 20060101         75                No MI             1.00E+17                 2.25      20101201
255500                20060201         70                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI                                      2.25      20110101
291200                20060201         80                No MI             1.00E+17                 2.25      20110101
97425                 20060201         75                No MI             1.00E+17                 2.25      20110101
40800                 20060201         80                No MI             1.00E+17                 2.25      20110101
444800                20060201         80                No MI             1.00E+17                 2.25      20110101
482000                20060201         80                No MI             1.00E+17                 2.25      20110101
580000                20060201         80                No MI             1.00E+17                 2.25      20110101
144900                20060201         70                No MI             1.00E+17                 2.25      20110101
308000                20060201         80                No MI             1.00E+17                 2.25      20110101
111200                20060101         80                No MI             1.00E+17                 2.25      20101201
137600                20060201         79.54000092       No MI             1.00E+17                 2.25      20110101
465000                20060301         56.70999908       No MI             1.00E+17                 2.25      20110201
55264                 20060201         80                No MI             1.00E+17                 2.25      20110101
417000                20060201         74.09999847       No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
519920                20060201         80                No MI             1.00E+17                 2.25      20110101
749900                20060201         59.99000168       No MI             1.00E+17                 2.25      20110101
213500                20060201         70                No MI             1.00E+17                 2.25      20110101
298800                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
238400                20060201         80                No MI             1.00E+17                 2.25      20110101
113462                20060201         74.52999878       No MI             1.00E+17                 2.25      20110101
293600                20060201         80                No MI             1.00E+17                 2.25      20110101
220800                20060201         80                No MI             1.00E+17                 2.25      20110101
392800                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060201         80                No MI             1.00E+17                 2.25      20110101
396000                20060201         80                No MI             1.00E+17                 2.25      20110101
560000                20060201         80                No MI             1.00E+17                 2.25      20110101
149920                20060201         80                No MI             1.00E+17                 2.25      20110101
156345                20060201         75                No MI             1.00E+17                 2.25      20110101
153520                20060201         80                No MI             1.00E+17                 2.25      20110101
168352                20060201         80                No MI             1.00E+17                 2.25      20110101
232150                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
150000                20060201         80                No MI             1.00E+17                 2.25      20110101
164800                20060201         80                No MI             1.00E+17                 2.25      20110101
376000                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
71360                 20060201         80                No MI             1.00E+17                 2.25      20110101
492850                20060201         80                No MI             1.00E+17                 2.25      20110101
293600                20060201         80                No MI             1.00E+17                 2.25      20110101
526392                20060201         80                No MI             1.00E+17                 2.25      20110101
66400                 20060201         80                No MI             1.00E+17                 2.25      20110101
91464                 20060201         80                No MI             1.00E+17                 2.25      20110101
512000                20060201         80                No MI             1.00E+17                 2.25      20110101
108500                20060201         70                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
148550                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
312700                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
172884                20060201         80                No MI             1.00E+17                 2.25      20110101
267200                20060201         80                No MI                                      2.25      20110101
207200                20060201         80                No MI             1.00E+17                 2.25      20110101
94800                 20060201         80                No MI             1.00E+17                 2.25      20110101
72000                 20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         70                No MI             1.00E+17                 2.25      20110101
235500                20060301         75                No MI             1.00E+17                 2.25      20110201
378350                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
118320                20060201         80                No MI             1.00E+17                 2.25      20110101
584000                20060201         80                No MI             1.00E+17                 2.25      20110101
180654                20060201         80                No MI             1.00E+17                 2.25      20110101
692800                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
981450                20060201         80                No MI             1.00E+17                 2.25      20110101
448000                20060101         80                No MI             1.00E+17                 2.25      20101201
211920                20060201         80                No MI             1.00E+17                 2.25      20110101
297600                20060201         80                No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
255920                20060301         80                No MI             1.00E+17                 2.25      20110201
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
336800                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
206250                20060101         75                No MI             1.00E+17                 2.25      20101201
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
442000                20060201         80                No MI             1.00E+17                 2.25      20110101
198750                20060201         75                No MI             1.00E+17                 2.25      20110101
397500                20060101         75                No MI             1.00E+17                 2.75      20101201
85600                 20060201         80                No MI             1.00E+17                 2.25      20110101
133255                20060201         80                No MI             1.00E+17                 2.75      20110101
135200                20060201         80                No MI             1.00E+17                 2.25      20110101
164900                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
122400                20060201         80                No MI             1.00E+17                 2.25      20110101
131200                20060201         80                No MI             1.00E+17                 2.25      20110101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
120312                20060101         80                No MI             1.00E+17                 2.25      20101201
157000                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
176000                20060201         78.22000122       No MI             1.00E+17                 2.25      20110101
330000                20060301         75                No MI             1.00E+17                 2.25      20110201
85600                 20060201         80                No MI             1.00E+17                 2.25      20110101
118800                20060201         80                No MI             1.00E+17                 2.25      20110101
273000                20060201         78.44999695       No MI             1.00E+17                 2.25      20110101
159648                20060201         80                No MI             1.00E+17                 2.25      20110101
439320                20060201         80                No MI             1.00E+17                 2.25      20110101
118930                20060201         70                No MI             1.00E+17                 2.25      20110101
238400                20060201         80                No MI             1.00E+17                 2.25      20110101
219650                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
69200                 20060201         80                No MI             1.00E+17                 2.25      20110101
231750                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
58400                 20060201         80                No MI             1.00E+17                 2.25      20110101
151989                20060201         80                No MI             1.00E+17                 2.25      20110101
130400                20060201         80                No MI             1.00E+17                 2.25      20110101
217532                20060201         80                No MI             1.00E+17                 2.25      20110101
155920                20060201         80                No MI                                      2.25      20110101
176100                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
182250                20060201         75                No MI             1.00E+17                 2.25      20110101
91400                 20060201         78.51999664       No MI             1.00E+17                 2.25      20110101
270000                20060201         75                No MI             1.00E+17                 2.25      20110101
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
96000                 20060201         80                No MI             1.00E+17                 2.25      20110101
177750                20060201         75                No MI             1.00E+17                 2.25      20110101
285600                20060201         80                No MI             1.00E+17                 2.25      20110101
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
187500                20060201         75                No MI             1.00E+17                 2.25      20110101
262500                20060201         75                No MI             1.00E+17                 2.25      20110101
368000                20060201         80                No MI                                      2.25      20110101
178500                20060201         70                No MI             1.00E+17                 2.25      20110101
73600                 20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
76000                 20060101         80                No MI             1.00E+17                 2.25      20101201
280000                20060101         79.31999969       No MI             1.00E+16                 2.25      20101201
45760                 20060201         80                No MI             1.00E+17                 2.25      20110101
360000                20060201         75                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+16                 2.25      20110101
161550                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
296000                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060101         74.08999634       No MI             1.00E+17                 2.25      20101201
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
201600                20060201         70                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
182000                20060201         70                No MI             1.00E+17                 2.25      20110101
281360                20060201         80                No MI             1.00E+17                 2.25      20110101
89600                 20060201         80                No MI             1.00E+17                 2.25      20110101
183992                20060201         80                No MI             1.00E+17                 2.25      20110101
138750                20060201         75                No MI             1.00E+17                 2.25      20110101
99000                 20060201         75                No MI             1.00E+17                 2.25      20110101
158600                20060201         62.20000076       No MI             1.00E+17                 2.25      20110101
62900                 20060201         69.97000122       No MI             1.00E+17                 2.25      20110101
625000                20060201         69.83000183       No MI             1.00E+17                 2.25      20110101
284000                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
195000                20060201         65                No MI             1.00E+17                 2.25      20110101
210000                20060201         75                No MI             1.00E+17                 2.25      20110101
368050                20060201         80                No MI             1.00E+17                 2.25      20110101
382800                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
234500                20060301         70                No MI             1.00E+17                 2.25      20110201
127125                20060201         75                No MI             1.00E+17                 2.25      20110101
106080                20060201         80                No MI             1.00E+16                 2.25      20110101
260000                20060101         80                No MI             1.00E+17                 2.25      20101201
457600                20060201         80                No MI             1.00E+17                 2.25      20110101
153750                20060201         75                No MI             1.00E+17                 2.25      20110101
238400                20060201         80                No MI             1.00E+17                 2.25      20110101
229600                20060201         70                No MI             1.00E+17                 2.25      20110101
186988                20060201         80                No MI             1.00E+17                 2.25      20110101
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
110869                20060201         80                No MI             1.00E+17                 2.25      20110101
74396                 20060201         80                No MI             1.00E+17                 2.25      20110101
172280                20060201         80                No MI             1.00E+17                 2.25      20110101
78400                 20060201         80                No MI             1.00E+17                 2.25      20110101
203412                20060201         80                No MI             1.00E+17                 2.25      20110101
225823                20060201         75                No MI             1.00E+17                 2.25      20110101
805000                20060201         70                No MI             1.00E+17                 2.25      20110101
89050                 20060201         65                No MI             1.00E+17                 2.25      20110101
98636                 20060101         80                No MI             1.00E+17                 2.25      20101201
138750                20060201         75                No MI             1.00E+17                 2.25      20110101
266400                20060201         80                No MI             1.00E+17                 2.25      20110101
158200                20060301         70                No MI             1.00E+17                 2.25      20110201
491560                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
85800                 20060201         65                No MI             1.00E+17                 2.25      20110101
84500                 20060201         65                No MI             1.00E+17                 2.25      20110101
211850                20060201         70.62000275       No MI             1.00E+17                 2.25      20110101
287200                20060201         80                No MI             1.00E+16                 2.25      20110101
228750                20060201         75                No MI             1.00E+17                 2.25      20110101
178500                20060201         70                No MI             1.00E+17                 2.25      20110101
177210                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
189000                20060201         75                No MI             1.00E+17                 2.25      20110101
54600                 20060201         68.33999634       No MI             1.00E+17                 2.25      20110101
150150                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
417000                20060201         78.68000031       No MI             1.00E+17                 2.25      20110101
74340                 20060201         80                No MI             1.00E+17                 2.25      20110101
63200                 20060201         80                No MI             1.00E+17                 2.25      20110101
228750                20060201         75                No MI             1.00E+17                 2.25      20110101
108000                20060101         80                No MI             1.00E+17                 2.25      20101201
135000                20060201         75                No MI             1.00E+17                 2.25      20110101
78400                 20060101         80                No MI             1.00E+17                 2.25      20101201
680000                20060201         80                No MI             1.00E+17                 2.25      20110101
144400                20060101         80                No MI             1.00E+17                 2.25      20101201
90000                 20060201         75                No MI             1.00E+17                 2.25      20110101
161000                20060201         70                No MI             1.00E+17                 2.25      20110101
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
118000                20060201         80                No MI                                      2.25      20110101
359200                20060201         80                No MI             1.00E+17                 2.25      20110101
179252                20060201         80                No MI             1.00E+17                 2.25      20110101
498697                20060201         80                No MI             1.00E+17                 2.25      20110101
560009                20060201         80                No MI             1.00E+17                 2.25      20110101
154512                20060201         80                No MI             1.00E+17                 2.25      20110101
136800                20060201         80                No MI             1.00E+17                 2.25      20110101
59600                 20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060201         75                No MI             1.00E+17                 2.25      20110101
1000000               20060201         74.79000092       No MI             1.00E+17                 2.25      20110101
115600                20060201         80                No MI             1.00E+17                 2.25      20110101
715000                20060201         65                No MI             1.00E+17                 2.25      20110101
162400                20060201         70                No MI             1.00E+17                 2.25      20110101
103920                20060201         80                No MI             1.00E+17                 2.25      20110101
392050                20060101         80                No MI             1.00E+17                 2.25      20101201
313000                20060201         79.98000336       No MI                                      2.25      20110101
636000                20060201         80                No MI             1.00E+17                 2.25      20110101
80000                 20060201         80                No MI             1.00E+17                 2.25      20110101
222072                20060201         80                No MI             1.00E+17                 2.25      20110101
97592                 20060201         80                No MI             1.00E+17                 2.25      20110101
1771250               20060201         65                No MI             1.00E+17                 2.25      20110101
151900                20060201         70                No MI             1.00E+17                 2.25      20110101
650000                20060201         76.47000122       No MI             1.00E+17                 2.25      20110101
592800                20060201         80                No MI             1.00E+17                 2.25      20110101
97216                 20060301         80                No MI             1.00E+17                 2.25      20110201
330160                20060201         80                No MI             1.00E+17                 2.25      20110101
783300                20060201         79.37000275       No MI             1.00E+17                 2.25      20110101
159458                20060201         80                No MI             1.00E+17                 2.25      20110101
256724                20060201         80                No MI             1.00E+17                 2.25      20110101
363232                20060201         80                No MI             1.00E+17                 2.25      20110101
143732                20060201         80                No MI             1.00E+17                 2.25      20110101
304580                20060201         80                No MI             1.00E+17                 2.25      20110101
192400                20060201         80                No MI             1.00E+17                 2.25      20110101
207200                20060201         80                No MI             1.00E+17                 2.25      20110101
130000                20060201         65                No MI             1.00E+16                 2.25      20110101
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
231920                20060201         80                No MI             1.00E+17                 2.25      20110101
112400                20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
182000                20060201         70                No MI             1.00E+17                 2.25      20110101
202200                20060201         69.01000214       No MI             1.00E+17                 2.25      20110101
483950                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
461000                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
202859                20060201         80                No MI             1.00E+17                 2.25      20110101
136750                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
856650                20060201         79.93000031       No MI             1.00E+17                 2.25      20110101
83300                 20060201         70                No MI             1.00E+17                 2.25      20110101
460065                20060201         75.41000366       No MI             1.00E+17                 2.25      20110101
258552                20060201         80                No MI             1.00E+17                 2.25      20110101
408686                20060201         80                No MI             1.00E+17                 2.25      20110101
77250                 20060201         75                No MI             1.00E+17                 2.25      20110101
127892                20060201         80                No MI             1.00E+17                 2.25      20110101
428800                20060201         80                No MI             1.00E+17                 2.25      20110101
207425                20060101         80                No MI             1.00E+17                 2.25      20101201
183192                20060201         80                No MI             1.00E+17                 2.25      20110101
166864                20060201         80                No MI             1.00E+17                 2.25      20110101
246475                20060201         80                No MI             1.00E+17                 2.25      20110101
99000                 20060201         90                United Guaranty   1.00E+17                 2.25      20110101
245000                20060201         70                No MI             1.00E+17                 2.25      20110101
186400                20060201         78.65000153       No MI             1.00E+17                 2.25      20110101
120050                20060201         70                No MI             1.00E+17                 2.25      20110101
197600                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
336000                20060201         70                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
39900                 20060201         70                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
96000                 20060201         80                No MI             1.00E+17                 2.25      20110101
385000                20060201         77                No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
199500                20060201         70                No MI             1.00E+17                 2.25      20110101
232000                20060201         80                No MI             1.00E+17                 2.25      20110101
146250                20060201         75                No MI             1.00E+17                 2.25      20110101
1116500               20060201         77                No MI             1.00E+17                 2.25      20110101
271264                20060301         80                No MI             1.00E+17                 2.25      20110201
490000                20060201         70                No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
1540000               20060101         70                No MI             1.00E+17                 2.25      20101201
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
239200                20060201         80                No MI             1.00E+17                 2.25      20110101
181248                20060201         80                No MI             1.00E+17                 2.25      20110101
148108                20060201         80                No MI             1.00E+17                 2.25      20110101
236250                20060201         75                No MI             1.00E+17                 2.25      20110101
278400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
123120                20060201         80                No MI             1.00E+17                 2.25      20110101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
920580                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
462000                20060201         70                No MI             1.00E+17                 2.25      20110101
186320                20060201         80                No MI             1.00E+17                 2.25      20110101
137200                20060201         70                No MI             1.00E+17                 2.25      20110101
136000                20060201         69.95999908       No MI             1.00E+17                 2.25      20110101
114536                20060101         80                No MI             1.00E+17                 2.25      20101201
227900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
78440                 20060201         80                No MI             1.00E+17                 2.25      20110101
86000                 20060201         80                No MI             1.00E+17                 2.25      20110101
605500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
319200                20060201         80                No MI             1.00E+17                 2.25      20110101
264932                20060201         80                No MI             1.00E+17                 2.25      20110101
216650                20060201         80                No MI             1.00E+17                 2.25      20110101
1792000               20060201         70                No MI             1.00E+17                 2.25      20110101
1125000               20060201         75                No MI             1.00E+17                 2.25      20110101
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
340000                20060201         80                No MI             1.00E+17                 2.25      20110101
348750                20060201         75                No MI             1.00E+16                 2.25      20110101
119900                20060101         74.98000336       No MI             1.00E+17                 2.25      20101201
75000                 20060101         75                No MI             1.00E+17                 2.25      20101201
207920                20060101         80                No MI             1.00E+17                 2.25      20101201
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
134320                20060201         80                No MI             1.00E+17                 2.25      20110101
122095                20060201         80                No MI             1.00E+17                 2.25      20110101
90400                 20060201         80                No MI             1.00E+17                 2.25      20110101
111580                20060201         70                No MI             1.00E+17                 2.25      20110101
104800                20060201         80                No MI             1.00E+17                 2.25      20110101
157500                20060201         70                No MI             1.00E+17                 2.25      20110101
350700                20060201         69.90000153       No MI             1.00E+17                 2.25      20110101
263920                20060101         80                No MI             1.00E+17                 2.25      20101201
492000                20060201         80                No MI             1.00E+17                 2.25      20110101
53000                 20060101         75.70999908       No MI             1.00E+17                 2.25      20101201
164700                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
352000                20060201         80                No MI             1.00E+17                 2.25      20110101
539500                20060201         65                No MI             1.00E+17                 2.25      20110101
130952                20060201         80                No MI             1.00E+17                 2.25      20110101
364800                20060201         79.98000336       No MI             1.00E+16                 2.25      20110101
372000                20060201         79.15000153       No MI             1.00E+16                 2.25      20110101
129500                20060201         70                No MI             1.00E+17                 2.25      20110101
918217                20060101         80                No MI             1.00E+17                 2.25      20101201
308000                20060101         80                No MI             1.00E+17                 2.25      20101201
314124                20060101         80                No MI             1.00E+17                 2.25      20101201
85600                 20060201         80                No MI             1.00E+17                 2.25      20110101
465600                20060201         80                No MI             1.00E+17                 2.25      20110101
171245                20060201         75                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
131320                20060201         65                No MI             1.00E+17                 2.25      20110101
158400                20060201         80                No MI             1.00E+17                 2.25      20110101
109600                20060201         80                No MI             1.00E+17                 2.25      20110101
53600                 20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060201         73.80000305       No MI             1.00E+17                 2.25      20110101
189200                20060201         80                No MI                                      2.25      20110101
221320                20060201         80                No MI             1.00E+17                 2.25      20110101
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
60800                 20051201         80                No MI             1.00E+17                 5         20101101
190400                20060201         80                No MI             1.00E+17                 2.25      20110101
147223                20060101         80                No MI             1.00E+17                 2.25      20101201
147920                20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060101         80                No MI             1.00E+17                 2.25      20101201
74800                 20060101         80                No MI             1.00E+17                 2.25      20101201
572000                20060201         80                No MI             1.00E+17                 2.25      20110101
105600                20060201         80                No MI             1.00E+17                 2.25      20110101
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060101         80                No MI             1.00E+17                 2.25      20101201
192000                20060101         80                No MI             1.00E+17                 2.25      20101201
87200                 20060101         80                No MI             1.00E+17                 2.25      20101201
144720                20060101         78.26999664       No MI             1.00E+16                 2.25      20101201
171200                20060201         80                No MI             1.00E+17                 2.25      20110101
114336                20060101         80                No MI             1.00E+17                 2.25      20101201
133000                20060201         70                No MI             1.00E+17                 2.25      20110101
176000                20060101         80                No MI             1.00E+17                 2.25      20101201
195120                20060201         80                No MI             1.00E+17                 2.25      20110101
172000                20060201         80                No MI             1.00E+17                 2.25      20110101
213200                20060201         79.91000366       No MI             1.00E+17                 2.25      20110101
388000                20060101         80                No MI             1.00E+17                 2.25      20101201
210400                20060101         80                No MI             1.00E+17                 2.25      20101201
184000                20060101         80                No MI             1.00E+17                 2.25      20101201
164692                20060201         80                No MI             1.00E+17                 2.25      20110101
560336                20060201         80                No MI             1.00E+17                 2.25      20110101
371920                20060201         80                No MI             1.00E+17                 2.25      20110101
103120                20060201         80                No MI             1.00E+17                 2.25      20110101
559930                20060201         70                No MI             1.00E+17                 2.25      20110101
86250                 20060201         75                No MI             1.00E+17                 2.25      20110101
329600                20060201         80                No MI             1.00E+17                 2.25      20110101
110400                20060201         80                No MI             1.00E+17                 2.25      20110101
123500                20060201         65                No MI             1.00E+17                 2.25      20110101
292500                20060201         75                No MI             1.00E+17                 2.25      20110101
151200                20060301         80                No MI             1.00E+17                 2.25      20110201
80000                 20060201         76.19000244       No MI             1.00E+17                 2.25      20110101
384000                20060201         80                No MI             1.00E+17                 2.25      20110101
227200                20060101         80                No MI             1.00E+17                 2.25      20101201
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
289600                20060201         80                No MI             1.00E+17                 2.25      20110101
432000                20060201         80                No MI             1.00E+17                 2.25      20110101
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
214400                20060201         80                No MI             1.00E+17                 2.25      20110101
111000                20060101         75                No MI             1.00E+17                 2.25      20101201
246375                20060201         75                No MI             1.00E+17                 2.25      20110101
149160                20060101         80                No MI             1.00E+17                 2.25      20101201
507000                20060201         65                No MI             1.00E+17                 2.25      20110101
502658                20060101         80                No MI             1.00E+17                 2.25      20101201
149600                20060201         80                No MI             1.00E+17                 2.25      20110101
117520                20060201         80                No MI             1.00E+17                 2.25      20110101
123572                20060201         80                No MI             1.00E+17                 2.25      20110101
358815                20060201         80                No MI             1.00E+17                 2.25      20110101
524000                20060201         80                No MI             1.00E+17                 2.25      20110101
125012                20060201         80                No MI             1.00E+17                 2.25      20110101
356200                20060201         80                No MI             1.00E+17                 2.25      20110101
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
384000                20060201         80                No MI             1.00E+17                 2.25      20110101
164800                20060201         64.62999725       No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
78750                 20060101         75                No MI             1.00E+17                 2.25      20101201
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
124000                20060201         80                No MI             1.00E+17                 2.25      20110101
264613                20060201         80                No MI             1.00E+17                 2.25      20110101
228880                20060201         80                No MI             1.00E+17                 2.25      20110101
72800                 20060201         80                No MI             1.00E+17                 2.25      20110101
323595                20060201         80                No MI             1.00E+17                 2.25      20110101
396560                20060201         80                No MI             1.00E+17                 2.25      20110101
266453                20060201         80                No MI             1.00E+17                 2.25      20110101
211500                20060201         75                No MI             1.00E+17                 2.25      20110101
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060101         75                No MI             1.00E+17                 2.25      20101201
125012                20060201         80                No MI             1.00E+17                 2.25      20110101
203784                20060201         80                No MI             1.00E+17                 2.25      20110101
208040                20060201         70                No MI             1.00E+17                 2.25      20110101
69930                 20060201         70                No MI             1.00E+17                 2.25      20110101
55000                 20060201         68.75             No MI             1.00E+17                 2.25      20110101
235000                20060101         65.27999878       No MI             1.00E+17                 2.25      20101201
640000                20060201         80                No MI             1.00E+17                 2.25      20110101
139150                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
650000                20060201         79.75             No MI             1.00E+17                 2.25      20110101
117000                20060201         75                No MI             1.00E+17                 2.25      20110101
120000                20060201         80                No MI             1.00E+17                 2.25      20110101
251250                20060201         75                No MI             1.00E+17                 2.25      20110101
71450                 20060201         74.04000092       No MI             1.00E+17                 2.25      20110101
105000                20060201         70                No MI             1.00E+17                 2.25      20110101
174300                20060201         70                No MI             1.00E+17                 2.25      20110101
109200                20060101         80                No MI             1.00E+17                 2.25      20101201
157850                20060201         70                No MI             1.00E+17                 2.25      20110101
85600                 20060101         80                No MI             1.00E+17                 2.25      20101201
104300                20060201         70                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
443192                20060201         80                No MI             1.00E+17                 2.25      20110101
243750                20060201         75                No MI             1.00E+17                 2.25      20110101
53600                 20060101         80                No MI             1.00E+17                 2.25      20101201
496000                20060101         80                No MI                                      2.25      20101201
158400                20060101         80                No MI             1.00E+17                 2.25      20101201
107750                20060201         69.97000122       No MI             1.00E+17                 2.25      20110101
65200                 20060201         80                No MI             1.00E+17                 2.25      20110101
125400                20060201         79.97000122       No MI             1.00E+17                 2.25      20110101
40600                 20060201         70                No MI             1.00E+17                 2.25      20110101
140000                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         70                No MI             1.00E+17                 2.25      20110101
161250                20060101         75                No MI             1.00E+17                 2.25      20101201
280000                20060101         80                No MI             1.00E+17                 2.25      20101201
221600                20060101         80                No MI             1002930-0013138953       2.25      20101201
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
204600                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
477600                20060101         80                No MI             1.00E+16                 2.25      20101201
155906                20060201         80                No MI             1.00E+17                 2.25      20110101
149208                20060201         80                No MI             1.00E+17                 2.25      20110101
273972                20060201         80                No MI             1.00E+17                 2.25      20110101
169267                20060201         80                No MI             1.00E+17                 2.25      20110101
145576                20060201         80                No MI             1.00E+17                 2.25      20110101
142425                20060201         75                No MI             1.00E+17                 2.25      20110101
211920                20060101         80                No MI             1.00E+17                 2.25      20101201
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060101         80                No MI                                      2.25      20101201
175750                20051001         95                No MI             1.00E+17                 2.75      20100901
372400                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
123750                20060201         75                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
120150                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
69600                 20060101         80                No MI             1.00E+17                 2.25      20101201
187398                20060201         75                No MI             1.00E+17                 2.25      20110101
119000                20060201         70                No MI             1.00E+17                 2.25      20110101
900000                20060201         72                No MI             1.00E+17                 2.25      20110101
183760                20060101         80                No MI             1.00E+17                 2.25      20101201
173380                20060201         80                No MI             1.00E+17                 2.25      20110101
63462                 20060201         65                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
162500                20060201         65                No MI             1.00E+17                 2.25      20110101
298350                20060101         75                No MI             1.00E+17                 2.25      20101201
296250                20060201         75.19000244       No MI             1.00E+17                 2.25      20110101
278250                20060201         70                No MI             1.00E+17                 2.25      20110101
225000                20060101         75                No MI             1.00E+17                 2.25      20101201
273600                20060201         80                No MI             1.00E+17                 2.25      20110101
50100                 20060201         71.56999969       No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
559920                20060201         80                No MI             1.00E+17                 2.25      20110101
123920                20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060101         80                No MI             1.00E+17                 2.25      20101201
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
165550                20051201         79.98000336       No MI             1.00E+17                 2.25      20101101
216776                20060201         80                No MI             1.00E+17                 2.25      20110101
333048                20060201         80                No MI             1.00E+17                 2.25      20110101
422500                20060201         65                No MI             1.00E+17                 2.25      20110101
171832                20060201         80                No MI             1.00E+17                 2.25      20110101
142400                20060201         80                No MI             1.00E+17                 2.25      20110101
112800                20060101         80                No MI             1000866-0021005369       2.25      20101201
314250                20060201         75                No MI             1.00E+17                 2.25      20110101
107200                20051201         80                No MI             1.00E+17                 2.25      20101101
140400                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
373300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
209250                20060101         75                No MI             1.00E+17                 2.25      20101201
82000                 20060101         80                No MI             1.00E+17                 2.25      20101201
245704                20060201         80                No MI             1.00E+17                 2.25      20110101
288000                20060201         80                No MI             1.00E+17                 2.25      20110101
141743                20060201         70                No MI             1.00E+17                 2.25      20110101
162777                20060201         80                No MI             1.00E+17                 2.25      20110101
122400                20060201         80                No MI             1.00E+17                 2.25      20110101
120000                20060101         80                No MI             1.00E+17                 2.25      20101201
558952                20060201         80                No MI             1.00E+17                 2.25      20110101
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
184460                20060201         75                No MI             1.00E+17                 2.25      20110101
157603                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060101         80                No MI             1.00E+17                 2.25      20101201
169104                20060201         80                No MI             1.00E+17                 2.25      20110101
205751                20060201         80                No MI             1.00E+17                 2.25      20110101
552000                20060101         80                No MI             1.00E+17                 2.25      20101201
188392                20060201         80                No MI             1.00E+17                 2.25      20110101
134725                20060101         85                No MI             1.00E+17                 2.25      20101201
117440                20060101         80                No MI                                      2.25      20101201
138750                20060201         75                No MI             1.00E+17                 2.25      20110101
239200                20060101         80                No MI             1.00E+17                 2.25      20101201
342320                20060101         80                No MI             1.00E+17                 2.25      20101201
257600                20060101         80                No MI             1.00E+17                 2.25      20101201
417600                20060101         80                No MI             1.00E+17                 2.25      20101201
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
156400                20060101         80                No MI                                      2.25      20101201
161250                20060101         75                No MI             1.00E+17                 2.25      20101201
189750                20060101         75                No MI             1.00E+17                 2.25      20101201
365500                20060201         85                YES               1.00E+17                 2.25      20110101
597600                20060101         80                No MI             1.00E+17                 2.25      20101201
103680                20060101         90                United Guaranty   1.00E+17                 2.25      20101201
72000                 20060201         80                No MI             1.00E+17                 2.25      20110101
104000                20060101         80                No MI             1.00E+17                 2.25      20101201
109600                20060201         80                No MI             1.00E+17                 2.25      20110101
105600                20060201         80                No MI             1.00E+17                 2.25      20110101
229516                20060101         80                No MI             1.00E+17                 2.25      20101201
491465                20060201         80                No MI             1.00E+17                 2.25      20110101
288151                20060201         80                No MI             1.00E+17                 2.25      20110101
236250                20060301         75                No MI             1.00E+17                 2.25      20110201
272250                20060201         75                No MI             1.00E+17                 2.25      20110101
152300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
141400                20060201         80                No MI             1.00E+17                 2.25      20110101
90372                 20060201         80                No MI             1.00E+17                 2.25      20110101
338925                20051201         75                No MI             1.00E+17                 2.25      20101101
134400                20060101         80                No MI             1.00E+17                 2.25      20101201
335200                20060201         80                No MI             1.00E+17                 2.25      20110101
295488                20060201         80                No MI             1.00E+17                 2.25      20110101
180288                20060101         80                No MI             1.00E+17                 2.25      20101201
260508                20060101         75                No MI             1.00E+17                 2.25      20101201
261800                20060101         70                No MI             1.00E+17                 2.25      20101201
122400                20060101         80                No MI             1.00E+17                 2.25      20101201
239920                20060101         80                No MI             1.00E+17                 2.25      20101201
137700                20060101         80                No MI             1.00E+17                 2.25      20101201
388500                20060201         70                No MI             1.00E+17                 2.25      20110101
383500                20060201         65                No MI             1.00E+17                 2.25      20110101
629600                20060201         80                No MI             1.00E+17                 2.25      20110101
229500                20060101         90                PMI               1.00E+17                 2.25      20101201
105600                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
60200                 20060101         70                No MI             1.00E+17                 2.25      20101201
256000                20060101         80                No MI                                      2.25      20101201
730000                20060201         64.70999908       No MI             1.00E+17                 2.25      20110101
295600                20060101         80                No MI             1.00E+17                 2.25      20101201
154788                20060201         80                No MI             1.00E+17                 2.25      20110101
848000                20060201         80                No MI                                      2.25      20110101
160104                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060101         80                No MI             1.00E+17                 2.25      20101201
77600                 20060101         80                No MI             1.00E+17                 2.25      20101201
360000                20060101         80                No MI             1.00E+17                 2.25      20101201
617300                20060101         80                No MI             1.00E+17                 2.25      20101201
190132                20060201         80                No MI             1.00E+17                 2.25      20110101
575157                20060201         80                No MI             1.00E+17                 2.25      20110101
620000                20060201         80                No MI             1.00E+17                 2.25      20110101
206250                20060101         75                No MI             1.00E+17                 2.25      20101201
223200                20060201         80                No MI             1.00E+17                 2.25      20110101
252183                20060101         75                No MI             1.00E+17                 2.25      20101201
248433                20060101         75                No MI             1.00E+17                 2.25      20101201
122175                20060101         75                No MI             1.00E+17                 2.25      20101201
141345                20060101         75                No MI             1.00E+17                 2.25      20101201
144480                20060101         75                No MI             1.00E+17                 2.25      20101201
211712                20060201         80                No MI             1.00E+17                 2.25      20110101
159900                20060201         76.18000031       No MI             1.00E+17                 2.25      20110101
220485                20060101         75                No MI             1.00E+17                 2.25      20101201
449250                20060101         75                No MI             1.00E+17                 2.25      20101201
119920                20060201         80                No MI             1.00E+17                 2.25      20110101
150000                20060201         74.62999725       No MI             1.00E+17                 2.25      20110101
2000000               20060101         61.54000092       No MI             1.00E+17                 2.25      20101201
299827                20060101         80                No MI             1.00E+17                 2.25      20101201
148552                20060101         80                No MI             1.00E+17                 2.25      20101201
219160                20060201         80                No MI             1.00E+17                 2.25      20110101
316260                20060201         80                No MI             1.00E+17                 2.25      20110101
166400                20051201         80                No MI             1.00E+17                 2.25      20101101
360000                20060201         80                No MI             1.00E+17                 2.25      20110101
348000                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060101         80                No MI             1.00E+17                 2.25      20101201
360000                20060101         80                No MI             1.00E+17                 2.25      20101201
359650                20060201         79.88999939       No MI             1.00E+17                 2.25      20110101
170912                20060201         80                No MI             1.00E+17                 2.25      20110101
193000                20060201         80                No MI             1.00E+17                 2.25      20110101
133200                20060101         80                No MI             1.00E+17                 2.25      20101201
406400                20060101         80                No MI             1.00E+17                 2.25      20101201
136800                20060101         80                No MI             1.00E+17                 2.25      20101201
312000                20060101         80                No MI             1.00E+17                 2.25      20101201
247500                20060101         75                No MI             1.00E+17                 2.25      20101201
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
253584                20060101         80                No MI             1.00E+17                 2.25      20101201
284980                20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060101         80                No MI             1.00E+17                 2.25      20101201
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
58800                 20060201         80                No MI             1.00E+17                 2.25      20110101
219300                20060201         79.80999756       No MI             1.00E+17                 2.25      20110101
174392                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060101         80                No MI             1.00E+17                 2.25      20101201
117200                20060101         80                No MI             1.00E+17                 2.25      20101201
312000                20051201         80                No MI             1.00E+17                 2.25      20101101
80800                 20060201         80                No MI             1.00E+17                 2.25      20110101
111000                20060201         75                No MI             1.00E+17                 2.25      20110101
185057                20060201         80                No MI             1.00E+17                 2.25      20110101
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
217600                20060201         80                No MI             1.00E+17                 2.25      20110101
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
211614                20060101         80                No MI             1.00E+17                 2.25      20101201
625000                20060201         79.27999878       No MI             1.00E+16                 2.25      20110101
132900                20060201         57.77999878       No MI             1.00E+17                 2.25      20110101
412275                20060201         75                No MI             1.00E+17                 2.25      20110101
200000                20060101         80                No MI             1.00E+17                 2.25      20101201
260400                20060201         80                No MI             1.00E+17                 2.25      20110101
186400                20060101         80                No MI             1.00E+17                 2.25      20101201
430750                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
190950                20060201         80                No MI             1.00E+17                 2.25      20110101
71200                 20060201         80                No MI             1.00E+17                 2.25      20110101
80250                 20060201         75                No MI             1.00E+17                 2.25      20110101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
107799                20060101         75                No MI             1.00E+17                 2.25      20101201
63000                 20060101         74.12000275       No MI             1.00E+17                 2.25      20101201
756000                20060101         70                No MI             1.00E+17                 2.25      20101201
174400                20060201         80                No MI                                      2.25      20110101
398880                20060101         80                No MI             1.00E+17                 2.25      20101201
324000                20060201         80                No MI             1.00E+17                 2.25      20110101
124000                20060101         80                No MI             1.00E+17                 2.25      20101201
408000                20060101         80                No MI             1.00E+17                 2.25      20101201
148516                20060101         80                No MI             1.00E+17                 2.25      20101201
308000                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060101         80                No MI             1.00E+17                 2.25      20101201
200312                20060101         80                No MI             1.00E+17                 2.25      20101201
116000                20060101         80                No MI             1.00E+17                 2.25      20101201
142500                20060201         75                No MI             1.00E+17                 2.25      20110101
116000                20060101         80                No MI                                      2.25      20101201
230800                20060201         80                No MI             1.00E+17                 2.25      20110101
202392                20060101         80                No MI             1.00E+17                 2.25      20101201
100000                20060201         24.20999908       No MI             1.00E+17                 2.25      20110101
133000                20060201         70                No MI             1.00E+17                 2.25      20110101
168000                20060101         80                No MI             1.00E+17                 2.25      20101201
82500                 20060201         75                No MI             1.00E+17                 2.25      20110101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
151600                20060201         80                No MI             1.00E+17                 2.25      20110101
185520                20051101         80                No MI             1.00E+17                 2.25      20101001
172000                20051201         80                No MI             1.00E+17                 2.25      20101101
448000                20060101         80                No MI             1.00E+17                 2.25      20101201
177521                20060101         95                GE Capital MI     1.00E+17                 2.25      20101201
257065                20060101         79.98000336       No MI             1.00E+17                 2.25      20101201
1000000               20060101         76.91999817       No MI             1001023-7359533767       2.25      20101201
112000                20060101         80                No MI             1.00E+17                 2.25      20101201
144000                20060101         80                No MI             1.00E+17                 2.25      20101201
62360                 20051201         80                No MI             1.00E+17                 2.25      20101101
453600                20060101         70                No MI             1.00E+17                 2.25      20101201
639920                20051101         80                No MI             1.00E+17                 2.25      20101001
57200                 20060101         65                No MI             1.00E+17                 2.25      20101201
120000                20060101         80                No MI             1.00E+17                 2.25      20101201
109900                20060201         70                No MI             1.00E+17                 2.25      20110101
289748                20060201         80                No MI             1.00E+17                 2.75      20110101
147200                20060201         80                No MI             1.00E+17                 2.25      20110101
94000                 20060201         80                No MI             1.00E+17                 2.25      20110101
417000                20060201         78.87999725       No MI             1.00E+17                 2.25      20110101
58000                 20060301         64.94999695       No MI             1.85E+14                 2.25      20110201
416000                20060201         80                No MI             1.00E+17                 2.25      20110101
203000                20060301         70                No MI             1.00E+17                 2.25      20110201
119250                20060301         75                No MI             1.00E+17                 2.25      20110201
94000                 20060201         80                No MI             1.01E+17                 2.25      20110101
154556                20060201         80                No MI             1.00E+17                 2.25      20110101
154400                20060201         80                No MI             1.00E+17                 2.25      20110101
319600                20060201         80                No MI             1.00E+17                 2.25      20110101
344400                20060301         70                No MI             1.00E+17                 2.25      20110201
289400                20060201         80                No MI             1.00E+17                 2.25      20110101
620000                20060201         80                No MI             1.00E+17                 2.25      20110101
187500                20060201         74.40000153       No MI             1.00E+17                 2.25      20110101
165000                20060201         75                No MI             1.00E+17                 2.25      20110101
183750                20060301         75                No MI             1.00E+17                 2.25      20110201
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
430500                20060201         70                No MI             1.00E+17                 2.25      20110101
153600                20060201         80                No MI             1.00E+17                 2.25      20110101
169875                20060201         75                No MI             1.00E+17                 2.25      20110101
375000                20060201         78.94999695       No MI             1.00E+17                 2.25      20110101
155126                20060301         75                No MI             1.00E+17                 2.25      20110201
120800                20060201         80                No MI             1.00E+17                 2.25      20110101
417000                20060201         79.43000031       No MI             1.00E+17                 2.25      20110101
94000                 20060201         80                No MI             1.00E+17                 2.25      20110101
171700                20060101         85                Radian Guaranty   1.00E+17                 2.25      20101201
472000                20060301         80                No MI             1.00E+17                 2.25      20110201
64800                 20060201         80                No MI             1.00E+17                 2.25      20110101
259200                20060201         79.77999878       No MI             1.00E+17                 2.25      20110101
114400                20060201         80                No MI             1.00E+17                 2.25      20110101
512000                20060201         80                No MI             1.00E+17                 2.25      20110101
212000                20060101         80                No MI             1.00E+17                 2.25      20101201
153675                20060101         75                No MI             1.00E+17                 2.25      20101201
131120                20060101         80                No MI             1.00E+17                 2.25      20101201
162400                20060101         80                No MI             1.00E+17                 2.25      20101201
214401                20060101         80                No MI             1.00E+17                 2.25      20101201
89850                 20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
172400                20060201         80                No MI             1.00E+17                 2.25      20110101
140800                20060201         80                No MI             1.00E+17                 2.25      20110101
178960                20060201         80                No MI             1.00E+17                 2.25      20110101
231920                20060101         80                No MI             1.00E+17                 2.25      20101201
64320                 20060201         80                No MI             1.00E+17                 2.25      20110101
64320                 20060201         80                No MI             1.00E+17                 2.25      20110101
169428                20060201         80                No MI                                      2.25      20110101
231920                20060101         80                No MI             1.00E+17                 2.25      20101201
337201                20060101         95                No MI             1.00E+17                 5         20101201
55200                 20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20060201         80                No MI             1.00E+17                 2.25      20110101
52800                 20060101         71.34999847       No MI             1.00E+17                 2.25      20101201
50400                 20060101         72                No MI             1.00E+17                 2.25      20101201
118400                20060101         80                No MI             1.00E+17                 2.25      20101201
52000                 20060101         71.23000336       No MI             1.00E+17                 2.25      20101201
147629                20060101         80                No MI             1.00E+17                 2.25      20101201
154000                20060201         80                No MI             1.00E+17                 2.25      20110101
115464                20060201         80                No MI                                      2.25      20110101
286000                20060101         80                No MI             1.00E+17                 2.25      20101201
52000                 20060101         80                No MI             1.00E+17                 2.25      20101201
172000                20060101         75.59999847       No MI             1.00E+17                 2.25      20101201
140000                20060101         80                No MI             1.00E+17                 2.25      20101201
175920                20060201         80                No MI             1.00E+17                 2.25      20110101
178080                20060101         80                No MI             1.00E+17                 2.25      20101201
101250                20060201         75                No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
615000                20060101         75                No MI             1.00E+17                 2.25      20101201
115200                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
163938                20060101         80                No MI             1.00E+17                 2.25      20101201
94400                 20060201         80                No MI             1.00E+17                 2.25      20110101
61600                 20060201         80                No MI             1.00E+16                 2.25      20110101
116310                20060201         80                No MI             1.00E+17                 2.25      20110101
154600                20060201         75                No MI             1.00E+17                 2.25      20110101
250000                20060201         39.22000122       No MI             1.00E+17                 2.25      20110101
269520                20060201         80                No MI             1.00E+17                 2.25      20110101
94792                 20060101         80                No MI             1.00E+17                 2.25      20101201
120800                20060201         80                No MI             1.00E+17                 2.25      20110101
130436                20060201         80                No MI             1.00E+17                 2.25      20110101
214400                20060201         80                No MI             1.00E+17                 2.25      20110101
528850                20060201         80                No MI             1.00E+17                 2.25      20110101
359512                20060201         80                No MI             1.00E+17                 2.25      20110101
120400                20060201         80                No MI             1.00E+17                 2.25      20110101
196000                20060201         70                No MI             1.00E+17                 2.25      20110101
200320                20060101         80                No MI             1.00E+17                 2.375     20101201
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
161600                20060201         80                No MI             1.00E+17                 2.25      20110101
263200                20060201         80                No MI             1.00E+17                 2.25      20110101
416940                20060101         75                No MI             1.00E+17                 2.25      20101201
90000                 20060201         40.90999985       No MI             1.00E+17                 2.25      20110101
301600                20060201         80                No MI             1.00E+17                 2.25      20110101
270400                20060201         80                No MI             1.00E+17                 2.25      20110101
75985                 20060201         65                No MI             1.00E+17                 2.25      20110101
69950                 20060201         69.94999695       No MI             1.00E+17                 2.25      20110101
92720                 20060201         80                No MI             1.00E+17                 2.25      20110101
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
294320                20060201         80                No MI                                      2.25      20110101
294320                20060201         80                No MI             1.00E+17                 2.25      20110101
358400                20060201         80                No MI             1.00E+17                 2.25      20110101
216000                20060101         80                No MI             1.00E+17                 2.25      20101201
960000                20060101         80                No MI             1.00E+17                 2.25      20101201
218400                20060201         80                No MI             1.00E+17                 2.25      20110101
244000                20060201         80                No MI             1.00E+17                 2.25      20110101
85600                 20060101         80                No MI             1.00E+17                 2.25      20101201
179250                20060101         75                No MI             1.00E+17                 2.25      20101201
195920                20060101         80                No MI             1.00E+17                 2.25      20101201
108000                20060101         80                No MI             1.00E+17                 2.25      20101201
140250                20060201         70                No MI             1.00E+17                 2.25      20110101
87920                 20060201         80                No MI             1.00E+17                 2.25      20110101
178173                20060201         80                No MI             1.00E+17                 2.25      20110101
273000                20060201         70                No MI             1.00E+17                 2.25      20110101
173600                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
359502                20060201         80                No MI             1.00E+17                 2.25      20110101
60000                 20060201         80                No MI             1.00E+17                 2.25      20110101
255000                20060201         75                No MI             1.00E+17                 2.25      20110101
420000                20060201         80                No MI             1.00E+17                 2.25      20110101
174392                20060201         80                No MI             1.00E+17                 2.25      20110101
353700                20060201         90                PMI               1.00E+17                 2.25      20110101
251200                20060201         80                No MI             1.00E+17                 2.25      20110101
389268                20060101         80                No MI             1.00E+17                 2.25      20101201
70080                 20060201         80                No MI             1.00E+17                 2.25      20110101
70080                 20060201         80                No MI             1.00E+17                 2.25      20110101
405000                20060201         75                No MI             1.00E+17                 2.25      20110101
172598                20060201         80                No MI             1.01E+17                 2.25      20110101
187501                20060201         75                No MI             1.00E+17                 2.25      20110101
259000                20060201         70                No MI             1.00E+17                 2.25      20110101
396400                20060201         80                No MI             1.00E+17                 2.25      20110101
66400                 20060201         80                No MI             1.00E+17                 2.25      20110101
66400                 20060201         80                No MI             1.00E+17                 2.25      20110101
1387500               20060201         75                No MI             1.00E+17                 2.25      20110101
220500                20060201         75                No MI             1.00E+17                 2.25      20110101
105300                20060201         65                No MI             1.00E+17                 2.25      20110101
268500                20060201         75                No MI             1.00E+17                 2.25      20110101
112533                20060101         80                No MI             1.00E+17                 2.25      20101201
112331                20060101         80                No MI             1.00E+17                 2.25      20101201
227100                20060101         80                No MI             1.00E+17                 2.25      20101201
90960                 20060101         80                No MI             1.00E+17                 2.25      20101201
182000                20060201         65                No MI             1.00E+17                 2.25      20110101
191240                20060201         80                No MI             1.00E+17                 2.25      20110101
257600                20060201         80                No MI             1.00E+17                 2.25      20110101
130800                20060201         80                No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
83200                 20060201         80                No MI             1.00E+17                 2.25      20110101
296928                20060201         80                No MI             1.00E+17                 2.25      20110101
277500                20060201         75                No MI             1.00E+17                 2.25      20110101
164720                20060201         80                No MI             1.00E+17                 2.25      20110101
413412                20060201         80                No MI             1.00E+17                 2.25      20110101
191750                20060201         65                No MI             1.00E+17                 2.25      20110101
172814                20060101         80                No MI             1.00E+17                 2.25      20101201
113752                20060101         80                No MI             1.00E+17                 2.25      20101201
148800                20060201         80                No MI             1.00E+17                 2.25      20110101
80430                 20060101         70                No MI             1.00E+17                 2.25      20101201
345000                20060201         75                No MI             1.00E+17                 2.25      20110101
208000                20060201         80                No MI             1.00E+17                 2.25      20110101
234992                20060101         80                No MI             1.00E+17                 2.25      20101201
524000                20060201         80                No MI             1.00E+16                 2.25      20110101
424000                20060201         68.94000244       No MI             1.00E+17                 2.25      20110101
116400                20060101         80                No MI             1.00E+17                 2.25      20101201
127200                20060101         80                No MI             1.00E+17                 2.25      20101201
290700                20060101         75                No MI             1.00E+17                 2.25      20101201
359000                20060101         94.72000122       United Guaranty   1.00E+17                 2.25      20101201
516000                20060101         80                No MI             1.00E+17                 2.25      20101201
750000                20060101         75                No MI             1.00E+17                 2.25      20101201
440000                20060101         80                No MI             1.00E+17                 2.25      20101201
467900                20060101         80                No MI             1.00E+17                 2.25      20101201
396800                20060101         80                No MI             1.00E+17                 2.25      20101201
256500                20060101         95                GE Capital MI     1.00E+17                 2.25      20101201
233900                20060101         90                GE Capital MI     1.00E+17                 2.25      20101201
600000                20060101         80                No MI             1.00E+17                 2.25      20101201
409600                20060101         80                No MI             1.00E+17                 2.25      20101201
415000                20060101         56.68999863       No MI             1.00E+17                 2.25      20101201
650000                20060201         76.47000122       No MI             1.00E+17                 2.25      20110101
641200                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
605000                20060201         63.68000031       No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
104925                20060101         75                No MI             1.00E+17                 2.25      20101201
145600                20060201         80                No MI                                      2.25      20110101
188646                20060101         95                GE Capital MI     1.00E+17                 2.25      20101201
160000                20060101         80                No MI             1.00E+17                 2.25      20101201
166971                20060201         80                No MI             1.00E+17                 2.25      20110101
197600                20060101         80                No MI             1.00E+17                 2.25      20101201
193600                20060101         80                No MI             1.00E+17                 2.25      20101201
160125                20060201         75                No MI             1.00E+17                 2.25      20110101
166400                20060201         80                No MI             1.00E+17                 2.25      20110101
559644                20051101         80                No MI             1.00E+17                 2.25      20101001
120000                20051001         80                No MI             1.00E+17                 2.25      20100901
318400                20060201         80                No MI             1.00E+17                 2.25      20110101
187100                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
191928                20060101         80                No MI             1.00E+17                 2.25      20101201
300000                20060201         75                No MI             1.00E+17                 2.25      20110101
180000                20060201         90                PMI               1.00E+17                 2.25      20110101
168248                20060101         80                No MI                                      2.25      20101201
204828                20060101         80                No MI             1.00E+17                 2.25      20101201
264000                20060101         80                No MI             1.00E+17                 2.25      20101201
732715                20060101         70                No MI             1.00E+17                 2.25      20101201
197600                20060201         80                No MI             1.00E+17                 2.25      20110101
498472                20060101         80                No MI             1.00E+17                 2.25      20101201
102400                20060101         80                No MI             1.00E+17                 2.25      20101201
397500                20060201         75                No MI             1.00E+17                 2.25      20110101
328000                20060101         80                No MI             1.00E+17                 2.25      20101201
80500                 20060101         70                No MI             1.00E+17                 2.25      20101201
250704                20060202         80                No MI             1.00E+17                 2.25      20110102
100000                20060101         80                No MI             1.00E+17                 2.25      20101201
100000                20060101         80                No MI             1.00E+17                 2.25      20101201
740000                20060101         80                No MI             1.00E+17                 2.25      20101201
266250                20060101         75                No MI             1.00E+17                 2.25      20101201
75600                 20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
247150                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
115770                20051201         70                No MI             1.00E+17                 2.25      20101101
135000                20060201         75                No MI             1.00E+17                 2.25      20110101
92000                 20060201         80                No MI             1.00E+17                 2.25      20110101
73600                 20060101         80                No MI             1.00E+17                 2.25      20101201
151920                20060101         80                No MI             1.00E+17                 2.25      20101201
228650                20060201         80                No MI             1.00E+17                 2.25      20110101
503620                20060201         80                No MI             1.00E+17                 2.25      20110101
216000                20060101         80                No MI             1.00E+17                 2.25      20101201
542250                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
61600                 20060101         80                No MI             1.00E+17                 2.25      20101201
216000                20060101         80                No MI             1.00E+17                 2.25      20101201
60000                 20060201         80                No MI             1.00E+17                 2.25      20110101
415200                20051001         80                No MI             1.00E+17                 2.25      20100901
161600                20051001         76.98999786       No MI             1.00E+17                 2.25      20100901
131800                20051001         79.94000244       No MI             1.00E+17                 2.25      20100901
123120                20050901         80                No MI             1.00E+16                 2.25      20100801
40400                 20051001         80                No MI             1.00E+17                 2.25      20100901
172000                20051001         80                No MI             1.00E+17                 2.25      20100901
149900                20060101         74.98999786       No MI             1.00E+17                 2.25      20101201
100000                20051101         80                No MI             1.00E+17                 2.25      20101001
99700                 20051201         69.98000336       No MI             1.00E+17                 2.25      20101101
204316                20051201         80                No MI             1.00E+16                 2.25      20101101
186950                20060201         80                No MI             1.00E+17                 2.25      20110101
206400                20060201         80                No MI             1.00E+17                 2.25      20110101
176480                20060201         80                No MI             1.00E+17                 2.25      20110101
672000                20060201         70                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
282750                20060201         75                No MI             1.00E+17                 2.25      20110101
328000                20060201         80                No MI             1.00E+17                 2.25      20110101
364000                20060201         80                No MI             1.00E+17                 2.25      20110101
301600                20060201         80                No MI             1.00E+17                 2.25      20110101
181900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
135600                20060201         80                No MI             1.00E+17                 2.25      20110101
440000                20060201         80                No MI             1.00E+17                 2.25      20110101
486932                20060201         80                No MI             1.00E+17                 2.25      20110101
631832                20060201         80                No MI             1.00E+17                 2.25      20110101
179200                20060201         80                No MI             1.00E+17                 2.25      20110101
270700                20051101         79.98999786       No MI             1.00E+17                 2.25      20101001
184000                20051001         80                No MI             1.00E+17                 2.25      20100901
122239                20051101         80                No MI             1.00E+17                 2.25      20101001
352000                20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
254400                20060201         80                No MI             1.00E+17                 2.25      20110101
156000                20060201         80                No MI             1.00E+17                 2.25      20110101
214400                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         45.43999863       No MI             1.00E+17                 2.25      20110101
531200                20060201         80                No MI             1.00E+17                 2.25      20110101
189120                20051001         79.05999756       No MI             1.00E+17                 2.25      20100901
140483                20060201         80                No MI             1.00E+17                 2.25      20110101
184065                20060201         80                No MI             1.00E+17                 2.25      20110101
418424                20060201         80                No MI             1.00E+17                 2.25      20110101
471300                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
300000                20060201         80                No MI             1.00E+17                 2.25      20110101
137600                20060201         80                No MI             1.00E+17                 2.25      20110101
143337                20060201         80                No MI             1.00E+17                 2.25      20110101
193200                20060201         80                No MI             1.00E+17                 2.25      20110101
131200                20060201         80                No MI             1.00E+17                 2.25      20110101
163340                20060201         80                No MI             1.00E+17                 2.25      20110101
147408                20060101         80                No MI             1.00E+17                 2.25      20101201
833250                20060201         75                No MI             1.00E+17                 2.25      20110101
101600                20060201         80                No MI             1.00E+17                 2.25      20110101
200000                20060201         80                No MI             1.00E+17                 2.25      20110101
202800                20051201         80                No MI             1.00E+17                 2.25      20101101
197052                20060201         80                No MI             1.00E+17                 2.25      20110101
134925                20060201         75                No MI             1.00E+17                 2.25      20110101
147856                20060201         80                No MI             1.00E+17                 2.25      20110101
257085                20060201         75                No MI             1.00E+17                 2.25      20110101
256000                20060201         80                No MI             1.00E+17                 2.25      20110101
96720                 20051001         79.27999878       No MI             1.00E+17                 2.25      20100901
518000                20060201         80                No MI             1.00E+17                 2.25      20110101
146000                20060201         80                No MI             1.00E+17                 2.25      20110101
420000                20060101         77.05999756       No MI             1.00E+17                 2.25      20101201
289152                20060201         80                No MI             1.00E+17                 2.25      20110101
129144                20060101         80                No MI             1.00E+17                 2.25      20101201
230704                20060101         80                No MI             1.00E+17                 2.25      20101201
63750                 20060201         75                No MI             1.00E+17                 2.25      20110101
167200                20051201         80                No MI             1.00E+17                 2.25      20101101
433600                20060201         80                No MI             1.00E+17                 2.25      20110101
432000                20060201         80                No MI             1.00E+17                 2.25      20110101
291200                20060201         80                No MI             1.00E+17                 2.25      20110101
423200                20060201         80                No MI             1.00E+17                 2.25      20110101
155250                20060201         75                No MI                                      2.25      20110101
78650                 20060201         68.98999786       No MI             1.00E+17                 2.25      20110101
182800                20060201         80                No MI             1.00E+17                 2.25      20110101
116800                20060201         80                No MI             1.00E+17                 2.25      20110101
224000                20060201         80                No MI             1.00E+17                 2.25      20110101
468164                20060201         80                No MI             1.00E+17                 2.25      20110101
94160                 20060301         80                No MI             1.00E+17                 2.25      20110201
170400                20060201         80                No MI             1.00E+17                 2.25      20110101
103200                20060201         80                No MI             1.00E+17                 2.25      20110101
127693                20060201         80                No MI             1.00E+17                 2.25      20110101
82400                 20060201         80                No MI             1.00E+17                 2.25      20110101
201028                20060201         80                No MI             1.00E+17                 2.25      20110101
57750                 20060201         75                No MI             1.00E+17                 2.25      20110101
148785                20060201         65                No MI             1.00E+17                 2.25      20110101
425050                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
640000                20060201         80                No MI             1.00E+17                 2.25      20110101
81922                 20060101         75                No MI             1.00E+17                 2.25      20101201
136000                20060201         80                No MI             1.00E+17                 2.25      20110101
267568                20060201         80                No MI             1.00E+17                 2.25      20110101
85425                 20060201         75                No MI             1.00E+17                 2.25      20110101
321650                20060101         80                No MI             1.00E+17                 2.25      20101201
176250                20060101         75                No MI             1.00E+17                 2.25      20101201
258750                20060201         75                No MI             1.00E+17                 2.25      20110101
227500                20060201         70                No MI             1.00E+17                 2.25      20110101
448000                20060201         80                No MI             1.00E+17                 2.25      20110101
262500                20060201         70                No MI             1.00E+17                 2.25      20110101
160496                20060201         80                No MI             1.00E+17                 2.25      20110101
106400                20060101         80                No MI             1.00E+16                 2.25      20101201
112800                20060101         80                No MI             1.00E+17                 2.25      20101201
460000                20060201         80                No MI             1.00E+17                 2.25      20110101
575040                20060201         80                No MI             1.00E+17                 2.25      20110101
203200                20060201         80                No MI             1.00E+17                 2.25      20110101
271500                20051101         75                No MI             1.00E+17                 2.25      20101001
82000                 20060201         80                No MI             1.00E+17                 2.25      20110101
145765                20060201         80                No MI             1.00E+17                 2.25      20110101
228000                20060201         80                No MI             1.00E+17                 2.25      20110101
316000                20060101         80                No MI             1.00E+17                 2.25      20101201
897172                20060101         80                No MI             1.00E+17                 2.25      20101201
259448                20060201         80                No MI             1.00E+17                 2.25      20110101
272864                20060201         80                No MI             1.00E+17                 2.25      20110101
192750                20060201         75                No MI             1.00E+17                 2.25      20110101
308800                20060201         80                No MI             1.00E+17                 2.25      20110101
609600                20060201         80                No MI             1.00E+17                 2.25      20110101
104000                20060201         80                No MI             1.00E+17                 2.25      20110101
1500000               20051201         50                No MI                                      2.25      20101101
480000                20060101         80                No MI             1.00E+17                 2.25      20101201
355920                20060201         80                No MI             1.00E+17                 2.25      20110101
110250                20060201         90                PMI               1.00E+17                 2.25      20110101
268000                20060201         80                No MI             1.00E+17                 2.25      20110101
280720                20050901         80                No MI             1.00E+17                 2.25      20100801
202500                20060201         75                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1000612-0000532532       2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
445956                20060201         80                No MI             1.00E+17                 2.25      20110101
420000                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
152000                20060201         80                No MI             1.00E+17                 2.25      20110101
130000                20060201         78.79000092       No MI             1.00E+17                 2.25      20110101
138000                20060201         75                No MI             1.00E+17                 2.25      20110101
297500                20060201         70                No MI             1.00E+17                 2.25      20110101
329600                20060201         80                No MI             1.00E+17                 2.25      20110101
112000                20060201         80                No MI             1.00E+17                 2.25      20110101
372000                20060201         80                No MI             1.00E+17                 2.25      20110101
217600                20060201         80                No MI                                      2.25      20110101
195000                20060201         74.43000031       No MI             1.00E+17                 2.25      20110101
143200                20051101         80                No MI             1.00E+17                 2.25      20101001
204000                20051101         80                No MI             1.00E+17                 2.25      20101001
283500                20051201         90                Republic MIC      1.00E+17                 2.25      20101101
227800                20051101         69.98999786       No MI             1.00E+17                 2.25      20101001
910000                20051201         67.66000366       No MI             1.00E+17                 2.25      20101101
121400                20050901         79.95999908       No MI             1.00E+17                 2.25      20100801
85500                 20051001         75                No MI             1.00E+17                 2.25      20100901
239900                20051001         79.98999786       No MI             1.00E+17                 2.25      20100901
234320                20051001         80                No MI             1.00E+17                 2.25      20100901
112800                20051001         80                No MI             1.00E+17                 2.25      20100901
840000                20051101         80                No MI             1.00E+17                 2.25      20101001
135200                20051101         80                No MI             1.00E+17                 2.25      20101001
49412                 20051001         80                No MI             1.00E+17                 2.25      20100901
62588                 20051001         80                No MI             1.00E+17                 2.25      20100901
172000                20051001         80                No MI             1.00E+17                 2.25      20100901
163200                20051001         80                No MI             1.00E+17                 2.25      20100901
150400                20051001         80                No MI             1.00E+17                 2.25      20100901
40000                 20051001         84.20999908       Republic MIC      1.00E+17                 2.25      20100901
176000                20051001         80                No MI             1.00E+17                 2.25      20100901
315200                20051101         80                No MI             1.00E+17                 2.25      20101001
263600                20051201         80                No MI             1.00E+17                 2.25      20101101
115200                20051201         80                No MI             1.00E+17                 2.25      20101101
412000                20051101         80                No MI             1.00E+17                 2.25      20101001
66000                 20051101         80                No MI             1.00E+17                 2.25      20101001
411600                20051201         70                No MI             1.00E+17                 2.25      20101101
159800                20051201         79.98000336       No MI             1.00E+17                 2.25      20101101
239920                20051101         80                No MI             1.00E+17                 2.25      20101001
268000                20051101         80                No MI             1.00E+17                 2.25      20101001
116000                20051201         80                No MI             1.00E+17                 2.25      20101101
520000                20051101         80                No MI             1.00E+17                 2.25      20101001
132488                20051101         80                No MI             1.00E+17                 2.25      20101001
139125                20051201         75                No MI             1.00E+17                 2.25      20101101
80000                 20051101         68.97000122       No MI             1.00E+17                 2.25      20101001
124000                20051201         80                No MI             1.00E+17                 2.25      20101101
61520                 20051201         80                No MI             1.00E+17                 2.25      20101101
423750                20060101         75                No MI             1.00E+17                 2.25      20101201
109900                20060201         70                No MI             1.00E+17                 2.25      20110101
132000                20051201         80                No MI             1.00E+17                 2.25      20101101
108000                20051201         80                No MI             1.00E+17                 2.25      20101101
96600                 20051201         80                No MI             1.00E+17                 2.25      20101101
126000                20051201         80                No MI             1.00E+17                 2.25      20101101
182212                20051201         80                No MI             1.00E+17                 2.25      20101101
75000                 20051201         75                No MI             1.00E+17                 2.25      20101101
245000                20051201         70                No MI             1.00E+17                 2.25      20101101
160000                20051201         80                No MI             1.00E+17                 2.25      20101101
102400                20051201         80                No MI             1.00E+17                 2.25      20101101
56000                 20051201         70                No MI             1.00E+17                 2.25      20101101
247600                20051201         80                No MI             1.00E+17                 2.25      20101101
163824                20051201         79.93000031       No MI             1.00E+17                 2.25      20101101
948000                20060201         80                No MI             1.00E+17                 2.25      20110101
154400                20060101         80                No MI             1.00E+17                 2.25      20101201
133700                20051201         79.98000336       No MI             1.00E+17                 2.25      20101101
111900                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
438400                20051201         80                No MI             1.00E+17                 2.25      20101101
644000                20051201         80                No MI             1.00E+17                 2.25      20101101
135000                20051201         90                Republic MIC                               2.25      20101101
156000                20051201         80                No MI             1.00E+17                 2.25      20101101
183100                20051201         79.98999786       No MI             1.00E+17                 2.25      20101101
232000                20051101         80                No MI             1.00E+17                 2.25      20101001
172400                20051201         74.98999786       No MI             1.00E+17                 2.25      20101101
224000                20051201         80                No MI             1.00E+17                 2.25      20101101
202400                20051201         80                No MI             1.00E+17                 2.25      20101101
380000                20060101         51.00999832       No MI             1.00E+17                 2.25      20101201
160000                20051101         80                No MI             1.00E+17                 2.25      20101001
163200                20060201         80                No MI             1.00E+17                 2.25      20110101
113664                20060201         80                No MI             1.00E+17                 2.25      20110101
97500                 20060201         75                No MI             1.00E+17                 2.25      20110101
116250                20060201         75                No MI             1.00E+17                 2.25      20110101
160000                20060101         80                No MI             1.00E+17                 2.25      20101201
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
244000                20060201         80                No MI             1.00E+17                 2.25      20110101
369600                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
105532                20060101         80                No MI             1.00E+17                 2.25      20101201
56000                 20060101         80                No MI             1.00E+17                 2.25      20101201
772000                20060101         80                No MI             1.00E+17                 2.25      20101201
142100                20060201         78.86000061       No MI             1.00E+17                 2.25      20110101
223200                20060101         80                No MI             1.00E+17                 2.25      20101201
102400                20060201         80                No MI             1.00E+17                 2.25      20110101
525334                20060201         80                No MI             1.00E+17                 2.25      20110101
78800                 20060201         78.80000305       No MI             1.00E+17                 2.25      20110101
79200                 20060201         75.43000031       No MI             1.00E+17                 2.25      20110101
78800                 20060201         75.05000305       No MI             1.00E+17                 2.25      20110101
392000                20060201         80                No MI             1.00E+17                 2.25      20110101
160547                20060201         80                No MI             1.00E+17                 2.25      20110101
112500                20060201         75                No MI             1002930-0013181995       2.25      20110101
729000                20060101         75                No MI             1.00E+17                 2.25      20101201
86800                 20060201         70                No MI             1.00E+17                 2.25      20110101
359650                20060201         73.40000153       No MI             1.00E+17                 2.25      20110101
476000                20060101         80                No MI             1.00E+17                 2.25      20101201
174159                20060201         80                No MI             1.00E+17                 2.25      20110101
128000                20060201         80                No MI             1.00E+17                 2.25      20110101
186929                20060201         80                No MI             1.00E+17                 2.25      20110101
396505                20060201         80                No MI             1.00E+17                 2.25      20110101
121100                20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
330450                20060201         80                No MI             1.00E+17                 2.25      20110101
88900                 20060101         70                No MI             1.00E+17                 2.25      20101201
862500                20060201         75                No MI             1.00E+17                 2.25      20110101
160000                20060201         80                No MI             1.00E+17                 2.25      20110101
156750                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
1197000               20060201         70                No MI             1.00E+17                 2.25      20110101
131250                20060201         75                No MI             1.00E+17                 2.25      20110101
141393                20060201         70                No MI             1.00E+17                 2.25      20110101
185600                20060101         80                No MI             1.00E+17                 2.25      20101201
343800                20060201         80                No MI             1.00E+17                 2.25      20110101
332000                20060201         80                No MI             1.00E+17                 2.25      20110101
139500                20060201         75                No MI             1.00E+17                 2.25      20110101
461500                20060201         65                No MI             1.00E+17                 2.25      20110101
182400                20060201         80                No MI             1.00E+17                 2.25      20110101
502240                20060201         80                No MI             1.00E+17                 2.25      20110101
225360                20060201         80                No MI             1.00E+17                 2.75      20110101
252000                20060201         80                No MI                                      2.25      20110101
255500                20060201         70                No MI             1.00E+17                 2.25      20110101
731250                20060201         65                No MI             1.00E+17                 2.25      20110101
643500                20060201         65                No MI             1.00E+17                 2.25      20110101
156429                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
260577                20060201         80                No MI             1.00E+17                 2.25      20110101
182000                20060201         65                No MI             1.00E+17                 2.25      20110101
359200                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
89900                 20060201         74.98000336       No MI             1.00E+17                 2.25      20110101
292000                20060201         80                No MI             1.00E+17                 2.25      20110101
115500                20060201         70                No MI             1.00E+17                 2.25      20110101
471500                20060201         80                No MI             1.00E+17                 2.25      20110101
68950                 20060201         70                No MI             1.00E+17                 2.25      20110101
176720                20060201         80                No MI             1.00E+17                 2.25      20110101
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
76000                 20060201         80                No MI             1.00E+17                 2.25      20110101
124000                20060101         80                No MI             1.00E+17                 2.25      20101201
112064                20060201         80                No MI             1.00E+17                 4.649     20110101
112064                20060201         80                No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
70500                 20060201         74.20999908       No MI             1.00E+17                 2.25      20110101
75680                 20060201         80                No MI             1.00E+17                 2.25      20110101
164192                20060201         80                No MI             1.00E+17                 2.25      20110101
393750                20060201         75                No MI             1.00E+17                 2.25      20110101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
72000                 20060201         80                No MI             1.00E+17                 2.25      20110101
648700                20060201         80                No MI             1.00E+17                 2.25      20110101
202056                20060201         80                No MI             1.00E+17                 2.25      20110101
90640                 20060201         80                No MI             1.00E+17                 2.25      20110101
233747                20060201         80                No MI             1.00E+16                 2.25      20110101
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
548000                20060201         80                No MI             1.00E+16                 2.25      20110101
87340                 20060201         80                No MI             1.00E+17                 2.25      20110101
352000                20060201         80                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
952500                20060101         75                No MI             1.00E+17                 2.25      20101201
123800                20060201         80                No MI             1.00E+17                 2.25      20110101
247500                20060201         75                No MI             1.00E+17                 2.25      20110101
132000                20060201         80                No MI             1.00E+17                 2.25      20110101
88000                 20060201         80                No MI             1.00E+17                 2.25      20110101
240000                20060201         80                No MI             1.00E+17                 2.25      20110101
538050                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
276000                20060201         80                No MI             1.00E+17                 2.25      20110101
118000                20060101         80                No MI             1.00E+17                 2.25      20101201
59200                 20060201         80                No MI             1.00E+17                 2.25      20110101
279852                20060201         80                No MI             1.00E+17                 2.25      20110101
400000                20060201         44.29999924       No MI             1.00E+17                 2.25      20110101
178750                20060201         65                No MI             1.00E+17                 2.25      20110101
128514                20060101         80                No MI             1.00E+17                 2.25      20101201
131310                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
291200                20060201         80                No MI             1.00E+17                 2.25      20110101
57850                 20060201         65                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
168000                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060201         80                No MI             1.00E+17                 2.25      20110101
250400                20060201         80                No MI             1.00E+17                 2.25      20110101
920000                20060201         61.33000183       No MI             1.00E+17                 2.25      20110101
306400                20060201         80                No MI             1.00E+17                 2.25      20110101
283952                20060101         80                No MI             1.00E+17                 2.25      20101201
286400                20060201         80                No MI             1.00E+17                 2.25      20110101
287000                20060201         70                No MI             1.00E+17                 2.25      20110101
719200                20060201         80                No MI             1.00E+17                 2.25      20110101
173212                20060201         75                No MI             1.00E+17                 2.25      20110101
358592                20060201         80                No MI             1.00E+17                 2.25      20110101
173600                20060201         80                No MI             1.00E+17                 2.25      20110101
81250                 20060201         65                No MI             1.00E+17                 2.25      20110101
91200                 20060201         80                No MI             1.00E+17                 2.25      20110101
1050000               20060201         75                No MI             1.00E+17                 2.25      20110101
298012                20060201         80                No MI             1.00E+17                 2.25      20110101
203432                20060201         80                No MI             1.00E+17                 2.25      20110101
142400                20060201         80                No MI             1.00E+17                 2.25      20110101
138250                20060201         70                No MI             1.00E+17                 2.25      20110101
236250                20060201         75                No MI             1.00E+17                 2.25      20110101
148000                20060201         80                No MI             1.00E+17                 2.25      20110101
88160                 20060201         80                No MI             1.00E+17                 2.25      20110101
88875                 20060201         75                No MI             1.00E+17                 2.25      20110101
111200                20060201         80                No MI             1.00E+17                 2.25      20110101
173600                20060201         80                No MI             1.00E+17                 2.25      20110101
112800                20060201         80                No MI             1.00E+17                 2.25      20110101
270005                20060201         80                No MI             1.00E+17                 2.25      20110101
386250                20060201         75                No MI             1.00E+17                 2.25      20110101
168900                20060201         79.98000336       No MI             1.00E+17                 2.25      20110101
192900                20060201         74.76999664       No MI             1.00E+17                 2.25      20110101
103500                20051201         90                Republic MIC      1.00E+17                 2.25      20101101
148550                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
301600                20060201         80                No MI             1.00E+17                 2.25      20110101
230130                20060201         95                GE Capital MI     1.00E+17                 2.25      20110101
518800                20060201         80                No MI             1.00E+17                 2.25      20110101
84000                 20060201         80                No MI             1.00E+17                 2.25      20110101
94400                 20060201         80                No MI             1.00E+17                 2.25      20110101
167200                20060201         80                No MI             1.00E+17                 2.25      20110101
52500                 20060201         75                No MI             1.00E+17                 2.25      20110101
400000                20060201         73.38999939       No MI             1.00E+17                 2.25      20110101
143427                20060101         80                No MI             1.00E+17                 2.75      20101201
217600                20060101         80                No MI             1.00E+16                 2.25      20101201
128698                20060301         70                No MI             1.00E+17                 2.25      20110201
68000                 20060201         80                No MI             1.00E+17                 2.25      20110101
1330000               20060201         70                No MI             1.00E+17                 2.25      20110101
93450                 20060201         70                No MI             1.00E+17                 2.25      20110101
264000                20060101         80                No MI             1.00E+17                 2.25      20101201
57000                 20060201         69.51000214       No MI             1.00E+17                 2.25      20110101
187425                20060201         75                No MI             1.00E+16                 2.25      20110101
94250                 20060201         70.86000061       No MI             1.00E+16                 2.25      20110101
151120                20060201         80                No MI             1.00E+17                 2.25      20110101
349100                20060201         78.98000336       No MI             1.00E+17                 2.25      20110101
180000                20060201         80                No MI             1.00E+17                 2.25      20110101
308320                20060201         80                No MI             1.00E+17                 2.25      20110101
279600                20060201         80                No MI             1.00E+17                 2.25      20110101
151410                20060201         75                No MI             1.00E+17                 2.25      20110101
600000                20060201         80                No MI             1.00E+17                 2.25      20110101
303432                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060201         78.43000031       No MI             1.00E+17                 2.25      20110101
608000                20060201         80                No MI             1.00E+17                 2.25      20110101
98400                 20060201         80                No MI             1.00E+17                 2.25      20110101
366934                20060201         80                No MI             1.00E+17                 2.25      20110101
376212                20060201         80                No MI             1.00E+17                 2.25      20110101
96000                 20060201         80                No MI             1.00E+17                 2.25      20110101
194000                20060201         80                No MI             1.00E+17                 2.25      20110101
263200                20060101         80                No MI             1.00E+17                 2.25      20101201
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
131040                20060201         80                No MI             1.00E+17                 2.25      20110101
212200                20060201         75                No MI             1.00E+17                 2.25      20110101
62400                 20060201         80                No MI             1.00E+17                 2.25      20110101
196000                20060201         80                No MI             1.00E+17                 2.25      20110101
497500                20060201         80                No MI             1.00E+17                 2.25      20110101
238000                20060201         85                YES               1.00E+17                 2.25      20110101
420000                20060201         70                No MI             1.00E+17                 2.25      20110101
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
999500                20051201         66.62999725       No MI             1.00E+17                 2.75      20101101
192800                20060201         80                No MI             1.00E+17                 2.25      20110101
146320                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         80                No MI             1.00E+17                 2.25      20110101
121520                20060201         80                No MI             1.00E+17                 2.75      20110101
239920                20060101         80                No MI             1.00E+17                 2.25      20101201
484850                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
138600                20060301         70                No MI             1.00E+17                 2.25      20110201
169600                20060201         80                No MI             1.00E+17                 2.25      20110101
358312                20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
161300                20060201         80                No MI             1.00E+17                 2.25      20110101
999900                20060201         74.62000275       No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
123200                20060201         70                No MI             1.00E+17                 2.25      20110101
127462                20060201         75                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
439900                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
139360                20060201         80                No MI             1.00E+17                 2.25      20110101
135200                20060201         80                No MI             1.00E+17                 2.25      20110101
136000                20060201         80                No MI             1.00E+17                 2.25      20110101
191138                20060201         80                No MI             1.00E+17                 2.25      20110101
296400                20060201         80                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI             1.00E+17                 2.25      20110101
204000                20060201         80                No MI             1.00E+17                 2.25      20110101
59555                 20060201         77.33999634       No MI             1.00E+17                 2.25      20110101
123750                20060301         75                No MI             1.00E+17                 2.25      20110201
200000                20060201         76.91999817       No MI             1.00E+17                 2.25      20110101
380000                20060201         80                No MI             1.00E+17                 2.25      20110101
127480                20060201         80                No MI             1.00E+17                 2.25      20110101
127960                20060201         80                No MI             1.00E+17                 2.75      20110101
666500                20060201         79.98999786       No MI             1.00E+17                 2.25      20110101
245592                20060201         80                No MI             1.00E+17                 2.25      20110101
434800                20060201         80                No MI             1.00E+17                 2.25      20110101
195000                20060201         65                No MI             1.00E+17                 2.25      20110101
332000                20060101         80                No MI             1.00E+17                 2.25      20101201
308000                20060101         80                No MI             1.00E+17                 2.75      20101201
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
162975                20060201         75                No MI             1.00E+17                 2.25      20110101
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
392000                20060201         80                No MI             1.00E+17                 2.25      20110101
460000                20060201         80                No MI             1.00E+17                 2.25      20110101
93200                 20060201         80                No MI             1.00E+17                 2.25      20110101
108000                20060201         80                No MI             1.00E+17                 2.25      20110101
105600                20060201         80                No MI             1.00E+17                 2.25      20110101
50001                 20060201         76.91999817       No MI             1.00E+17                 2.25      20110101
300000                20060201         75                No MI             1.00E+17                 2.25      20110101
159120                20060201         80                No MI             1.00E+17                 2.25      20110101
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
185764                20060201         76.63999939       No MI             1.00E+17                 2.25      20110101
336000                20060301         80                No MI             1.00E+17                 3.75      20110201
192000                20060101         80                No MI             1.00E+17                 2.75      20101201
164000                20060201         80                No MI             1.00E+17                 2.25      20110101
272000                20060101         80                No MI             1.00E+17                 2.25      20101201
108800                20060201         80                No MI             1.00E+17                 2.25      20110101
134925                20060201         75                No MI             1.00E+17                 2.25      20110101
272000                20060101         80                No MI                                      2.25      20101201
74400                 20060201         80                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI                                      2.25      20110101
185200                20060201         80                No MI             1.00E+17                 2.25      20110101
320000                20051201         80                No MI             1.00E+17                 2.25      20101101
208600                20060201         70                No MI                                      2.25      20110101
164148                20060201         70                No MI             1.00E+17                 2.25      20110101
111920                20060201         80                No MI             1.00E+17                 2.25      20110101
344000                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060101         80                No MI             1.00E+17                 2.25      20101201
140000                20060101         80                No MI             1.00E+17                 2.25      20101201
106400                20060201         80                No MI             1.00E+17                 2.25      20110101
97300                 20060201         69.93000031       No MI             1.00E+17                 2.25      20110101
332000                20060101         80                No MI             1.00E+17                 2.25      20101201
79920                 20051101         80                No MI             1.00E+17                 2.25      20101001
103920                20051101         80                No MI             1.00E+17                 2.25      20101001
132000                20051201         80                No MI             1.00E+17                 2.25      20101101
441800                20060101         79.98999786       No MI             1.00E+17                 2.25      20101201
209200                20051101         80                No MI             1.00E+17                 2.25      20101001
120000                20051201         80                No MI             1.00E+17                 2.25      20101101
215200                20051201         80                No MI             1.00E+17                 2.25      20101101
152000                20051201         80                No MI             1.00E+17                 2.25      20101101
96000                 20060101         80                No MI             1.00E+17                 2.25      20101201
221175                20060101         75                No MI             1.00E+17                 2.25      20101201
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
588000                20060201         80                No MI             1.00E+17                 2.25      20110101
411750                20060201         75                No MI             1.00E+17                 2.25      20110101
198320                20051201         80                No MI             1.00E+17                 2.25      20101101
196864                20060101         80                No MI             1.00E+17                 2.25      20101201
221600                20060201         80                No MI             1.00E+17                 2.25      20110101
152750                20060301         65                No MI             1.00E+17                 2.25      20110201
203336                20060201         80                No MI             1.00E+17                 2.25      20110101
199920                20060101         80                No MI             1.00E+17                 2.25      20101201
221040                20060201         90                GE Capital MI     1.00E+17                 2.25      20110101
327116                20060101         73.51000214       No MI             1.00E+17                 2.25      20101201
196560                20060202         80                No MI                                      2.25      20110102
178950                20060201         79.52999878       No MI             1.00E+17                 2.25      20110101
112000                20060101         80                No MI             1.00E+17                 2.25      20101201
252000                20060201         80                No MI             1000729-0000083127       2.25      20110101
90250                 20060101         95                PMI                                        2.25      20101201
196000                20060101         80                No MI             1.00E+17                 2.25      20101201
57525                 20060201         65                No MI             1.00E+17                 2.25      20110101
160000                20060101         80                No MI             1.00E+17                 2.25      20101201
237600                20051201         80                No MI             1.00E+17                 2.25      20101101
45500                 20051101         70                No MI             1.00E+17                 2.25      20101001
486400                20060101         80                No MI             1.00E+17                 2.25      20101201
143120                20060101         80                No MI             1.00E+17                 2.25      20101201
135200                20060101         80                No MI             1.00E+17                 2.25      20101201
71800                 20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
71800                 20060201         79.95999908       No MI             1.00E+17                 2.25      20110101
224000                20060101         80                No MI             1.00E+17                 2.25      20101201
220800                20051201         80                No MI             1000139*0080274871       2.25      20101101
115920                20060101         78.58999634       No MI             1.00E+17                 2.25      20101201
70400                 20060101         80                No MI             1.00E+17                 2.25      20101201
135000                20060101         90                Republic MIC      1.00E+17                 2.25      20101201
200000                20051201         80                No MI             1.00E+17                 2.25      20101101
205600                20060101         80                No MI             1.00E+17                 2.25      20101201
134725                20051201         85                PMI               1.00E+17                 2.25      20101101
134725                20051201         85                PMI               1.00E+17                 2.25      20101101
196800                20060201         80                No MI             1.00E+17                 2.25      20110101
156800                20051201         80                No MI             1.00E+17                 2.25      20101101
232000                20051201         80                No MI             1.00E+17                 2.25      20101101
296000                20051201         80                No MI             1.00E+17                 2.25      20101101
292000                20060301         79.88999939       No MI             1.00E+17                 2.25      20110201
200175                20060101         75                No MI             1.00E+17                 2.25      20101201
84000                 20051201         80                No MI             1.00E+17                 2.25      20101101
97024                 20051201         80                No MI             1.00E+17                 2.25      20101101
514000                20060201         80                No MI             1.00E+17                 2.25      20110101
834080                20060201         80                No MI             1.00E+17                 2.25      20110101
311988                20060201         80                No MI             1003345-0000011773       2.25      20110101
100000                20051101         80                No MI             1.00E+17                 2.25      20101001
206560                20051101         80                No MI             1.00E+17                 2.25      20101001
52000                 20051101         80                No MI             1.00E+17                 2.25      20101001
354400                20051101         80                No MI             1.00E+17                 2.25      20101001
264000                20051001         80                No MI             1.00E+17                 2.25      20100901
221600                20060201         80                No MI             1.00E+17                 2.25      20110101
1083750               20060201         75                No MI             1.00E+17                 2.25      20110101
280000                20060201         80                No MI                                      2.25      20110101
115500                20060201         70                No MI             1.00E+17                 2.25      20110101
80000                 20060201         80                No MI             1.00E+17                 2.25      20110101
260000                20060201         80                No MI             1.00E+17                 2.25      20110101
212000                20060201         80                No MI             1.00E+17                 2.25      20110101
299925                20060201         75                No MI             1.00E+17                 2.25      20110101
202720                20060101         80                No MI             1.00E+17                 2.25      20101201
163200                20060301         80                No MI             1.00E+17                 2.25      20110201
192000                20060201         80                No MI             1.00E+17                 2.25      20110101
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
248000                20060201         80                No MI             1.00E+17                 2.25      20110101
180000                20060201         78.26000214       No MI             1.00E+17                 2.25      20110101
486500                20060201         70                No MI             1.00E+17                 2.25      20110101
188680                20060101         80                No MI             1.00E+17                 2.25      20101201
188000                20060201         80                No MI             1.00E+17                 2.25      20110101
636000                20060101         80                No MI             1.00E+17                 2.25      20101201
176000                20060201         80                No MI             1.00E+17                 2.25      20110101
304000                20060201         80                No MI             1.00E+17                 2.25      20110101
252000                20060201         78.75             No MI             1.00E+17                 2.25      20110101
308800                20060201         80                No MI             1.00E+17                 2.25      20110101
179280                20060201         80                No MI             1.00E+17                 2.25      20110101
105000                20060201         75                No MI             1.00E+17                 2.25      20110101
370560                20060201         80                No MI             1.00E+17                 2.25      20110101
215200                20060101         80                No MI             1.00E+17                 2.25      20101201
220000                20060201         80                No MI             1.00E+17                 2.25      20110101
216000                20060101         80                No MI                                      2.25      20101201
414050                20060201         70                No MI             1.00E+17                 2.25      20110101
122000                20051001         80                No MI             1.00E+17                 2.25      20100901
224500                20060301         67.22000122       No MI             1.00E+17                 2.25      20110201
308000                20060301         80                No MI             1.00E+17                 2.25      20110201
176000                20060301         80                No MI             1.00E+17                 2.25      20110201
101150                20060301         74.98000336       No MI             1.00E+17                 2.25      20110201
417000                20060301         78.68000031       No MI             1.00E+17                 2.25      20110201
482400                20060301         80                No MI             1.00E+17                 2.25      20110201
680000                20060201         80                No MI             1.00E+17                 2.25      20110101
264000                20060201         80                No MI             1.00E+17                 2.25      20110101
979300                20060301         70                No MI             1.00E+17                 2.25      20110201
675000                20060201         75                No MI             1.00E+17                 2.25      20110101
650000                20060301         76.47000122       No MI             1.00E+17                 2.25      20110201
73500                 20060301         75                No MI             1001130-0512000074       2.25      20110201
487500                20060301         75                No MI             1.00E+17                 2.25      20110201
157650                20060201         74.98999786       No MI             1.00E+17                 2.25      20110101
600000                20060201         80                No MI             1.00E+17                 2.25      20110101
768000                20060301         80                No MI             1001446-0009743934       2.25      20110201
67250                 20060301         65.55000305       No MI             1.00E+17                 2.25      20110201
26936                 20060401         65                No MI             1.00E+17                 2.25      20110301
200000                20060301         80                No MI             1.00E+17                 2.25      20110201
736000                20060301         80                No MI             1.00E+17                 2.25      20110201
207200                20060401         80                No MI             1.00E+17                 2.25      20110301
556000                20060301         80                No MI             1.00E+17                 2.25      20110201
900000                20060301         75                No MI             1.00E+17                 2.25      20110201
880000                20060201         80                No MI             1.00E+17                 2.25      20110101
417000                20060201         79.12000275       No MI                                      2.25      20110101
449845                20060301         80                No MI             1.00E+17                 2.25      20110201
663200                20060201         80                No MI             1.00E+17                 2.25      20110101
920000                20060301         80                No MI             1.00E+17                 2.25      20110201
163800                20060301         65                No MI             1.00E+17                 2.25      20110201
528000                20060301         80                No MI             1.00E+17                 2.25      20110201
203925                20060201         75                No MI             1.00E+17                 2.75      20110101
228000                20051205         80                No MI             1.00E+17                 2.75      20101105
480000                20051201         80                No MI             1.00E+17                 2.75      20101101
304000                20060301         80                No MI             1.00E+17                 2.25      20110201
65800                 20060201         70                No MI             1.00E+17                 2.25      20110101
644000                20060301         80                No MI             1.00E+17                 2.25      20110201
77250                 20060301         75                No MI             1.00E+17                 2.25      20110201
236000                20060201         80                No MI                                      2.25      20110101
888750                20060301         75                No MI             1.00E+17                 2.25      20110201
141700                20060301         65                No MI             1.00E+17                 2.25      20110201
214500                20060401         65                No MI             1.00E+17                 2.25      20110301
1000000               20060201         74.06999969       No MI             1.00E+17                 2.25      20110101
417000                20060301         66.72000122       No MI             1.00E+17                 2.25      20110201
284000                20060301         80                No MI             1.00E+17                 2.25      20110201
68000                 20060301         80                No MI             1.00E+17                 2.25      20110201
1000000               20060201         75.47000122       No MI             1.00E+17                 2.25      20110101
520000                20060201         80                No MI             1.00E+17                 2.25      20110101
1000000               20060201         80                No MI             1.00E+17                 2.25      20110101
289900                20060301         79.41999817       No MI             1.00E+17                 2.25      20110201
71760                 20060301         80                No MI             1.00E+17                 2.25      20110201
487500                20060301         76.16999817       No MI             1.00E+17                 2.25      20110201
124000                20060301         80                No MI             1.00E+17                 2.25      20110201
144000                20060201         80                No MI             1.00E+17                 2.25      20110101
476050                20060301         79.98999786       No MI             1.00E+17                 2.25      20110201
972000                20060201         80                No MI             1.00E+17                 2.25      20110101
632000                20060201         80                No MI             1.00E+17                 2.25      20110101
306330                20060301         80                No MI             1.00E+17                 2.25      20110201
439200                20060201         80                No MI             1.00E+17                 2.25      20110101
681600                20060301         80                No MI             1.00E+17                 2.25      20110201
478000                20060201         80                No MI             1.00E+17                 2.25      20110101
125300                20060301         70                No MI             1.00E+17                 2.25      20110201
90750                 20060301         75                No MI             1.00E+17                 2.25      20110201
56800                 20060101         71                No MI             1.00E+17                 2.25      20101201
1175000               20060301         52.22000122       No MI             1.00E+17                 2.25      20110201
931200                20060101         80                No MI             1.00E+17                 2.25      20101201
52500                 20060201         70                No MI             1.00E+17                 2.25      20110101
100000                20060201         80                No MI             1.00E+17                 2.25      20110101
88344                 20060201         80                No MI             1.00E+17                 2.25      20110101
1950000               20060201         62.90000153       No MI             1.00E+17                 2.25      20110101
798400                20060301         80                No MI             1.00E+17                 2.25      20110201
431404                20060201         80                No MI             1.00E+17                 2.25      20110101
600000                20060301         80                No MI             1.00E+17                 2.25      20110201
42500                 20060301         62.95999908       No MI             1.00E+17                 2.25      20110201
461600                20060301         80                No MI             1.00E+17                 2.25      20110201
880000                20060301         64                No MI             1.00E+17                 2.25      20110201
61500                 20060301         75                No MI             1.00E+17                 2.25      20110201
444720                20060301         80                No MI             1.00E+17                 2.25      20110201
508000                20060301         80                No MI             1.00E+17                 2.25      20110201
480000                20060201         80                No MI             1.00E+17                 2.25      20110101
288750                20060301         75                No MI             1.00E+17                 2.25      20110201
1000000               20060201         77.22000122       No MI             1.00E+17                 2.25      20110101
597023                20060201         70                No MI             1.00E+17                 2.25      20110101
536000                20051201         80                No MI             1.00E+17                 2.25      20101101
955000                20060301         66.77999878       No MI             1.00E+17                 2.25      20110201
420000                20060201         69.30999756       No MI             1.00E+17                 2.25      20110101
560000                20060301         80                No MI             1.00E+17                 2.25      20110201
712000                20050901         80                No MI             1.00E+17                 2.25      20100801
528300                20060201         67.09999847       No MI             1.00E+17                 2.25      20110101
508000                20060301         80                No MI             1.00E+17                 2.25      20110201

***

MAX_RATE      MIN_RATE   PER_RATE_CAP     LIEN      BALLOON     IO_FLAG   IO_PERIOD   PREPAY    AMORT_TERM1     FIX_PER
12.125        0          2                First LienN           Y         120         No_PP     360             60
11.75         1.875      2                First LienN           N         0           No_PP     360             60
11.5          2          1                First LienN           N         0           No_PP     360             60
11.625        1.875      2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          Prepay    360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.5          2          2                First LienN           Y         60          Prepay    360             60
11.25         2          2                First LienN           Y         60          Prepay    360             60
10.5          2          2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
10.75         2          2                First LienN           Y         36          Prepay    360             36
12            1.875      2                First LienN           Y         60          Prepay    360             60
13            2          2                First LienN           Y         36          No_PP     360             36
12            1.875      2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         120         Prepay    360             60
11.375        2          2                First LienN           Y         60          Prepay    360             60
10.875        2          2                First LienN           N         0           No_PP     360             84
11.5          1.875      2                First LienN           Y         84          No_PP     360             84
11            2          2                First LienN           Y         84          No_PP     360             84
10.125        2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         84          No_PP     360             84
11.75         2          2                First LienN           Y         84          No_PP     360             84
11.875        2          2                First LienN           Y         60          No_PP     360             60
10            2          2                First LienN           Y         60          No_PP     360             60
10.875        2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         84          No_PP     360             84
11.125        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           N         0           No_PP     360             60
11.625        2          1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
10.625        1.875      2                First LienN           Y         60          Prepay    360             60
11.875        2          1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      2                First LienN           Y         84          Prepay    360             84
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         84          Prepay    360             84
11.625        2          2                First LienN           Y         84          Prepay    360             84
12.625        2          2                First LienN           Y         84          No_PP     360             84
11.75         2          2                First LienN           Y         84          Prepay    360             84
11.875        2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         84          Prepay    360             84
12.625        2          2                First LienN           Y         84          No_PP     360             84
12.5          2          2                First LienN           Y         84          No_PP     360             84
11            2          2                First LienN           Y         60          No_PP     360             60
12.25         2          2                First LienN           Y         84          No_PP     360             84
12            2          2                First LienN           Y         84          Prepay    360             84
13            2          2                First LienN           Y         84          No_PP     360             84
12.25         2          2                First LienN           Y         84          No_PP     360             84
12.25         2          2                First LienN           Y         84          No_PP     360             84
12            2          2                First LienN           Y         60          Prepay    360             60
12.375        2          2                First LienN           Y         84          Prepay    360             84
11.75         2          2                First LienN           Y         60          No_PP     360             60
11            2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           N         0           No_PP     360             84
12            2          2                First LienN           Y         60          No_PP     360             60
11.5          2          1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.625        1.875      2                First LienN           Y         60          Prepay    360             60
11.25         2          2                First LienN           Y         60          Prepay    360             84
11.75         2          1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
10.75         1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         60          Prepay    360             60
10.75         1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         36          Prepay    360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             36
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             36
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         36          No_PP     360             36
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         60          Prepay    360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             84
11.875        1.875      2                First LienN           Y         84          No_PP     360             84
11.75         2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         60          No_PP     360             60
12.5          2          2                First LienN           Y         84          No_PP     360             84
11            2          2                First LienN           N         0           No_PP     360             60
11.875        2          2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         84          Prepay    360             84
11.75         2          2                First LienN           Y         60          No_PP     360             60
10.5          2          2                First LienN           Y         60          Prepay    360             60
11            2          2                First LienN           Y         60          No_PP     360             60
11.125        2          2                First LienN           Y         60          Prepay    360             60
12            2          2                First LienN           Y         84          Prepay    360             84
11.25         2          2                First LienN           Y         84          Prepay    360             84
11            2          2                First LienN           Y         60          Prepay    360             60
12.5          2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         84          No_PP     360             84
11.625        2          2                First LienN           Y         60          Prepay    360             60
12.5          2          2                First LienN           Y         84          No_PP     360             84
11.625        2          2                First LienN           Y         84          No_PP     360             84
11.625        2          2                First LienN           Y         84          No_PP     360             84
11.875        2          2                First LienN           Y         60          Prepay    360             60
12.25         2          2                First LienN           Y         84          No_PP     360             84
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           N         0           No_PP     360             84
12.75         2          2                First LienN           N         0           Prepay    360             84
10.75         2.5        2                First LienN           Y         84          Prepay    360             84
11.375        2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         84          Prepay    360             84
12.125        2          2                First LienN           Y         84          Prepay    360             84
11.5          2          2                First LienN           Y         84          No_PP     360             84
11.375        2          2                First LienN           Y         60          Prepay    360             60
11.25         2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         84          No_PP     360             84
10.625        2          2                First LienN           N         0           No_PP     360             60
11.75         2          2                First LienN           Y         84          Prepay    360             84
11.5          2          2                First LienN           Y         84          Prepay    360             84
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.625        2          1                First LienN           Y         120         Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      1                First LienN           N         0           Prepay    360             36
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
10.5          1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             36
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11            1.875      2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         84          No_PP     360             84
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         84          No_PP     360             84
11            2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
12.75         2          2                First LienN           Y         84          No_PP     360             84
11.125        2          2                First LienN           N         0           Prepay    360             84
11.875        2          2                First LienN           Y         84          No_PP     360             84
12.125        2          2                First LienN           Y         84          No_PP     360             84
11.25         2          2                First LienN           Y         60          No_PP     360             60
11.375        2          1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         36          Prepay    360             36
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           N         0           No_PP     360             36
10.875        1.875      2                First LienN           Y         60          No_PP     360             36
13.375        1.875      2                First LienN           Y         36          No_PP     360             36
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             36
12            1.875      1                First LienN           Y         36          Prepay    360             36
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
10.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      1                First LienN           Y         120         Prepay    360             36
12            1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      1                First LienN           Y         36          Prepay    360             36
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.125        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             36
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             36
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      1                First LienN           Y         120         Prepay    360             36
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12.125        1.875      1                First LienN           N         0           Prepay    360             60
11.25         1.875      2                First LienN           N         0           No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
10.875        2          2                First LienN           Y         84          Prepay    360             84
10.875        2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
11            2          2                First LienN           Y         84          No_PP     360             84
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.5          2          2                First LienN           Y         84          No_PP     360             84
11.5          2          2                First LienN           Y         84          Prepay    360             84
12.25         2          2                First LienN           Y         84          No_PP     360             84
11.125        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           N         0           No_PP     360             84
11.375        2.5        2                First LienN           N         0           No_PP     360             60
11.875        2          2                First LienN           Y         84          No_PP     360             84
12            2          2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
12.375        2          2                First LienN           Y         84          Prepay    360             84
11.5          2          1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        2.375      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      2                First LienN           N         0           No_PP     360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
12            2          1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             84
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.5          1.875      1                First LienN           N         0           Prepay    360             36
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
11.625        3.625      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             36
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             36
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      2                First LienN           Y         120         Prepay    360             84
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         2.375      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             84
12.375        1.875      2                First LienN           N         0           Prepay    360             60
12.375        2.375      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           N         0           Prepay    360             60
12.5          1.875      2                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11            2          1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             36
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             36
13.75         1.875      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             84
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12            2.375      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             84
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             84
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        2.375      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.25         2.375      1                First LienN           Y         120         Prepay    360             36
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        2.375      2                First LienN           N         0           Prepay    360             60
11.25         2.375      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          2.375      2                First LienN           Y         120         No_PP     360             60
11.375        2.375      2                First LienN           Y         120         No_PP     360             60
12.5          2.375      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      2                First LienN           Y         120         No_PP     360             36
12.75         2.375      2                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           N         0           No_PP     360             60
11            4.625      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             84
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      2                First LienN           Y         36          Prepay    360             36
11.375        1.875      2                First LienN           Y         60          Prepay    360             60
11.625        2          2                First LienN           Y         60          Prepay    360             60
11.75         2          1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          2.375      1                First LienN           N         0           Prepay    360             60
11.375        2.375      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      2                First LienN           Y         84          No_PP     360             84
11.875        2          2                First LienN           Y         84          No_PP     360             84
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           N         0           Prepay    360             84
11.875        2          2                First LienN           N         0           No_PP     360             84
10.875        2          2                First LienN           Y         84          Prepay    360             84
11.25         2          2                First LienN           Y         84          Prepay    360             84
12.25         2          2                First LienN           Y         84          No_PP     360             84
12            2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         84          Prepay    360             84
12            2          2                First LienN           Y         60          Prepay    360             60
11.5          2          2                First LienN           Y         84          No_PP     360             84
12.75         2          2                First LienN           Y         84          Prepay    360             84
11.375        2          2                First LienN           Y         60          Prepay    360             60
11.875        2          2                First LienN           Y         84          No_PP     360             84
11.625        2          2                First LienN           N         0           Prepay    360             84
11.5          2          2                First LienN           Y         84          Prepay    360             84
11.5          2          1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
10.875        1.875      1                First LienN           Y         84          Prepay    360             84
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      2                First LienN           Y         84          No_PP     360             84
11.75         1.875      2                First LienN           Y         60          No_PP     360             60
10.75         2          1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           N         0           Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           N         0           Prepay    360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             84
10.75         1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           N         0           No_PP     360             36
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
10.75         1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         84          No_PP     360             84
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             84
10.875        1.875      1                First LienN           Y         84          No_PP     360             84
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      2                First LienN           Y         84          No_PP     360             84
11.625        1.875      2                First LienN           Y         84          No_PP     360             84
11.875        1.875      2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           N         0           No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         84          No_PP     360             84
10.75         2          2                First LienN           N         0           Prepay    360             60
11.5          2          2                First LienN           Y         60          Prepay    360             60
10.875        2          1                First LienN           Y         120         No_PP     360             36
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             36
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             36
10.875        1.875      1                First LienN           Y         120         No_PP     360             36
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             36
11.5          1.875      1                First LienN           Y         120         Prepay    360             36
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             36
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      2                First LienN           Y         60          No_PP     360             60
11.5          2          1                First LienN           N         0           No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             36
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
11.25         4          1                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
14            1.875      1                First LienN           Y         120         Prepay    360             36
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
10.625        1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11            1.875      1                First LienN           N         0           No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
10.875        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           N         0           No_PP     360             60
10.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         60          Prepay    360             60
11.625        2          1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      2                First LienN           Y         60          No_PP     360             60
12            2          1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        2.375      2                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        2          1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           N         0           No_PP     360             60
11.875        2.375      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      1                First LienN           Y         60          Prepay    360             36
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
10.625        1.875      2                First LienN           Y         120         No_PP     360             84
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.125        2.375      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      2                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             36
12.25         1.875      2                First LienN           N         0           No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           N         0           No_PP     360             36
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             84
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        2.375      2                First LienN           Y         120         No_PP     360             60
12.125        2.375      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.25         2.375      1                First LienN           Y         120         No_PP     360             60
12.375        2          2                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         2          2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             84
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         120         Prepay    360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            2.375      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.75         2.375      2                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      2                First LienN           Y         60          No_PP     360             60
11.5          2          1                First LienN           Y         120         No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
10.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         120         Prepay    360             84
12.25         1.875      1                First LienN           N         0           No_PP     360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         4.625      2                First LienN           Y         120         No_PP     360             36
11.875        2.375      2                First LienN           Y         120         No_PP     360             60
11.625        2.375      2                First LienN           Y         120         No_PP     360             60
12.375        2.375      2                First LienN           Y         120         No_PP     360             60
11.625        2.375      2                First LienN           Y         120         No_PP     360             60
11.75         2.375      2                First LienN           Y         120         No_PP     360             60
12.875        2.375      2                First LienN           N         0           No_PP     360             36
12.875        2.375      2                First LienN           Y         120         No_PP     360             36
11.875        2.375      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.25         2.375      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             84
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             36
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             60
10.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             36
11.75         4.375      1                First LienN           Y         60          Prepay    360             60
11.75         4.375      1                First LienN           Y         60          Prepay    360             36
11.99         4.375      1                First LienN           Y         60          Prepay    360             36
11.875        4.615      1                First LienN           Y         60          Prepay    360             36
11.625        4.5        1                First LienN           Y         60          No_PP     360             60
11.25         4.25       0                First LienN           Y         60          Prepay    360             36
11.99         3.875      1                First LienN           Y         60          Prepay    360             60
12            4.615      1                First LienN           N         0           Prepay    360             36
11.5          4.625      1                First LienN           Y         60          Prepay    360             60
12.25         4.125      1                First LienN           Y         60          Prepay    360             60
12.75         4.875      1                First LienN           Y         60          Prepay    360             36
11.375        5.375      1                First LienN           Y         60          Prepay    360             60
11.75         4          1                First LienN           Y         60          Prepay    360             60
12.375        4.375      1                First LienN           Y         60          No_PP     360             36
11.625        5          1                First LienN           Y         60          Prepay    360             36
11.875        4.25       1                First LienN           Y         60          Prepay    360             36
11.5          4.5        1                First LienN           Y         60          Prepay    360             60
11.625        4.125      1                First LienN           Y         60          Prepay    360             60
11.99         4.25       1                First LienN           Y         60          Prepay    360             60
13.125        4.615      1                First LienN           N         0           Prepay    360             36
12.375        5.75       1                First LienN           Y         60          No_PP     360             36
11.875        5          1                First LienN           Y         60          No_PP     360             36
11.75         4.5        1                First LienN           Y         60          Prepay    360             36
12.25         4.375      1                First LienN           N         0           No_PP     360             36
11.75         4.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         60          Prepay    360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           N         0           No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.99         4.375      1                First LienN           N         0           Prepay    360             60
11.5          4.615      1                First LienN           Y         60          Prepay    360             36
11.99         4.125      1                First LienN           N         0           Prepay    360             60
11.75         4.615      1                First LienN           Y         60          Prepay    360             36
11.999        4.375      1                First LienN           Y         60          Prepay    360             36
12.375        4.624      1                First LienN           N         0           Prepay    360             36
12.375        5          1                First LienN           Y         60          Prepay    360             60
11.25         5          1                First LienN           Y         60          Prepay    360             60
12.125        3.875      2                First LienN           Y         60          No_PP     360             60
11.625        2.375      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             84
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             36
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         36          Prepay    360             36
12.375        2.375      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        2          1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         84          No_PP     360             84
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             36
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
10.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         60          No_PP     360             60
11            2          1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             84
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.5          2.375      2                First LienN           Y         120         No_PP     360             84
13            1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
11.625        2.375      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          2.375      2                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12.875        2.375      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        2          1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        2          1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      2                First LienN           Y         120         No_PP     360             84
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             36
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             36
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           N         0           No_PP     360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
14            1.875      2                First LienN           Y         60          No_PP     360             36
12.375        1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           N         0           No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             84
13.25         1.875      1                First LienN           N         0           No_PP     360             36
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        2          2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         36          No_PP     360             36
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             84
12.25         1.875      2                First LienN           Y         120         No_PP     360             84
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             36
12.125        1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      2                First LienN           Y         60          No_PP     360             60
10.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           N         0           Prepay    360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
10.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
14            1.875      2                First LienN           N         0           No_PP     360             36
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             84
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.625        2.375      1                First LienN           N         0           Prepay    360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             36
11.375        1.875      2                First LienN           Y         120         Prepay    360             84
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            2.375      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           N         0           No_PP     360             60
11.75         2.375      2                First LienN           Y         60          No_PP     360             60
11.5          2.375      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             84
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             84
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      2                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.5          1.875      1                First LienN           Y         120         No_PP     360             36
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             36
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             36
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      2                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             36
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      2                First LienN           Y         60          No_PP     360             36
11.5          4.625      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.375        1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            2.375      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           N         0           Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             84
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           N         0           No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         84          No_PP     360             84
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      2                First LienN           N         0           No_PP     360             60
12            2.375      2                First LienN           Y         36          Prepay    360             36
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      2                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             84
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             36
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        4.215      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             84
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           N         0           No_PP     360             36
11.875        4.625      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
13.5          1.875      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             36
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         36          No_PP     360             36
10.875        1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             36
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           N         0           Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             36
12.375        1.875      1                First LienN           Y         120         Prepay    360             36
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           N         0           No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         84          Prepay    360             84
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             84
11.25         2.375      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
13.75         1.875      1                First LienN           Y         120         No_PP     360             36
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             36
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        2.375      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         84          No_PP     360             84
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
12.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           N         0           No_PP     360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
13            1.875      2                First LienN           N         0           No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           N         0           No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        2.375      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           N         0           No_PP     360             84
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.125        2.375      1                First LienN           Y         60          Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         84          No_PP     360             84
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         2.375      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           Prepay    360             84
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      2                First LienN           Y         120         Prepay    360             60
11.625        2.375      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
11.125        1.875      2                First LienN           N         0           Prepay    360             36
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             84
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             36
12.375        1.875      1                First LienN           Y         120         Prepay    360             36
12.25         1.875      2                First LienN           N         0           No_PP     360             60
11.625        2.375      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
10.875        1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             36
13.25         1.875      1                First LienN           Y         120         Prepay    360             36
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             84
12            1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             84
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         84          No_PP     360             84
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.125        2.375      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             36
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           N         0           No_PP     360             60
11.5          2          1                First LienN           Y         60          No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             84
10.625        1.875      2                First LienN           Y         84          No_PP     360             84
10.875        2          2                First LienN           N         0           No_PP     360             60
11.125        2          2                First LienN           Y         84          No_PP     360             84
11.25         1.875      2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         84          No_PP     360             84
12.625        2          2                First LienN           Y         84          No_PP     360             84
13.5          2          2                First LienN           Y         36          No_PP     360             36
11.875        1.875      2                First LienN           N         0           Prepay    360             60
10.875        2          2                First LienN           Y         84          No_PP     360             84
11.125        2          2                First LienN           Y         60          Prepay    360             60
12.375        2          2                First LienN           Y         84          No_PP     360             84
11.75         2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         60          Prepay    360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          Prepay    360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           N         0           No_PP     360             60
11.125        2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
10.75         2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         36          No_PP     360             36
11            1.875      2                First LienN           N         0           Prepay    360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           N         0           Prepay    360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           N         0           No_PP     360             60
12            2          2                First LienN           Y         120         No_PP     360             84
11.5          2          2                First LienN           Y         60          No_PP     360             84
11.5          2          2                First LienN           Y         60          No_PP     360             84
12.125        2          2                First LienN           Y         120         No_PP     360             84
11.875        2          2                First LienN           N         0           No_PP     360             60
11.25         2          2                First LienN           N         0           Prepay    360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11            2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           N         0           No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           N         0           No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           N         0           No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          Prepay    360             60
11.75         2          2                First LienN           Y         120         Prepay    360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         120         Prepay    360             60
11.875        2          2                First LienN           Y         60          Prepay    360             60
12.5          2          2                First LienN           Y         36          No_PP     360             36
13.25         2          2                First LienN           N         0           No_PP     360             36
13.5          1.925      2                First LienN           N         0           Prepay    360             36
11.875        2          2                First LienN           Y         36          No_PP     360             36
11.75         2          2                First LienN           N         0           Prepay    360             36
12.75         2          2                First LienN           N         0           No_PP     360             36
12.125        2          2                First LienN           Y         36          Prepay    360             36
12.25         2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           Y         36          No_PP     360             36
11.75         2          2                First LienN           Y         36          No_PP     360             36
11.375        2          2                First LienN           Y         36          Prepay    360             36
11.375        2          2                First LienN           Y         36          Prepay    360             36
11.625        2          2                First LienN           Y         36          Prepay    360             36
11.25         2          2                First LienN           Y         36          Prepay    360             36
10.875        2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           Y         36          Prepay    360             36
11.75         2          2                First LienN           N         0           No_PP     360             36
11.5          2          2                First LienN           Y         84          No_PP     360             84
9.875         2          2                First LienN           Y         84          No_PP     360             84
11            2          2                First LienN           Y         84          No_PP     360             84
11.375        2          2                First LienN           N         0           No_PP     360             84
10.75         2          2                First LienN           Y         84          No_PP     360             84
10.75         2          2                First LienN           Y         84          No_PP     360             84
11.125        2          2                First LienN           Y         84          No_PP     360             84
10.875        2          2                First LienN           N         0           No_PP     360             84
10.5          2          2                First LienN           Y         84          No_PP     360             84
10.75         2          2                First LienN           Y         84          No_PP     360             84
10.625        2          2                First LienN           Y         84          No_PP     360             84
10.5          2          2                First LienN           Y         84          No_PP     360             84
10.75         2          2                First LienN           Y         84          No_PP     360             84
11            2          2                First LienN           N         0           No_PP     360             84
10.625        2.25       2                First LienN           Y         84          No_PP     360             84
10.75         2          2                First LienN           N         0           No_PP     360             84
10.625        2          2                First LienN           Y         84          No_PP     360             84
10.625        2          2                First LienN           N         0           No_PP     360             84
10.375        2          2                First LienN           N         0           No_PP     360             84
10.375        2          2                First LienN           Y         84          No_PP     360             84
10.75         2          2                First LienN           Y         84          No_PP     360             84
12            2          2                First LienN           N         0           No_PP     360             84
12.375        2          2                First LienN           Y         120         No_PP     360             84
10.75         2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           N         0           No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
11            2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          No_PP     360             60
10.75         2          2                First LienN           Y         60          No_PP     360             60
13            2          2                First LienN           Y         36          No_PP     360             36
11.25         1.875      2                First LienN           N         0           No_PP     360             60
11.5          2          2                First LienN           Y         60          Prepay    360             60
11.5          2          2                First LienN           N         0           No_PP     360             60
11.875        2          1                First LienN           Y         60          Prepay    360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           N         0           No_PP     360             60
11.625        2          2                First LienN           Y         60          Prepay    360             60
11.25         2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
10.75         2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           N         0           Prepay    360             84
11.625        2          2                First LienN           N         0           No_PP     360             60
11.75         2          2                First LienN           Y         84          No_PP     360             84
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11            2          2                First LienN           Y         120         Prepay    360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.625        2          2                First LienN           Y         60          Prepay    360             60
11.875        2          2                First LienN           Y         60          Prepay    360             60
11.875        2          2                First LienN           Y         60          Prepay    360             60
11.25         2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          Prepay    360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           N         0           No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
10.25         2          2                First LienN           Y         60          No_PP     360             60
12.25         2          2                First LienN           Y         36          No_PP     360             36
12.125        1.875      2                First LienN           N         0           No_PP     360             36
11.25         1.875      2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           N         0           Prepay    360             60
11            1.875      2                First LienN           Y         60          Prepay    360             60
11.375        2          2                First LienN           Y         60          Prepay    360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         36          Prepay    360             36
12.25         1.875      2                First LienN           Y         36          Prepay    360             36
12.75         1.875      2                First LienN           Y         36          No_PP     360             36
10.75         1.875      2                First LienN           Y         36          Prepay    360             36
12.25         1.875      2                First LienN           Y         36          No_PP     360             36
12.25         1.875      2                First LienN           Y         60          No_PP     360             36
11.25         1.875      2                First LienN           Y         84          Prepay    360             84
10.875        2          2                First LienN           Y         84          Prepay    360             84
10.875        2          2                First LienN           N         0           No_PP     360             84
11.75         2          2                First LienN           Y         84          No_PP     360             84
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.625        2          2                First LienN           Y         60          Prepay    360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           Y         60          No_PP     360             60
11.125        2          2                First LienN           Y         60          No_PP     360             60
13.5          2          2                First LienN           Y         36          Prepay    360             36
12            1.875      2                First LienN           Y         60          No_PP     360             60
11.875        2          2                First LienN           Y         36          Prepay    360             36
13.125        1.875      2                First LienN           Y         36          Prepay    360             36
11.875        1.875      2                First LienN           N         0           No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         60          Prepay    360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
12.75         2          2                First LienN           N         0           No_PP     360             36
12.5          1.875      2                First LienN           Y         36          No_PP     360             36
11            1.875      2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         60          No_PP     360             60
11.125        2          2                First LienN           Y         60          No_PP     360             60
11.75         2          2                First LienN           N         0           No_PP     360             60
11.625        2          2                First LienN           Y         60          No_PP     360             60
11.375        2          2                First LienN           Y         84          Prepay    360             84
11.625        2          2                First LienN           Y         36          No_PP     360             36
10.75         2          2                First LienN           Y         36          No_PP     360             36
11.875        2          2                First LienN           Y         36          No_PP     360             36
11.375        2          2                First LienN           Y         36          No_PP     360             36
11.375        2          2                First LienN           N         0           No_PP     360             36
11.875        2          2                First LienN           Y         36          No_PP     360             36
11.625        2          2                First LienN           Y         36          No_PP     360             36
12.25         2          2                First LienN           Y         36          No_PP     360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           N         0           No_PP     360             36
12.75         2          2                First LienN           N         0           No_PP     360             36
11.625        2          2                First LienN           Y         36          No_PP     360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
12            2          2                First LienN           N         0           No_PP     360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
12.25         2          2                First LienN           Y         36          No_PP     360             36
12.25         2          2                First LienN           Y         36          No_PP     360             36
12.25         2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           Y         36          No_PP     360             36
11.875        2          2                First LienN           Y         36          No_PP     360             36
11.625        2          2                First LienN           N         0           No_PP     360             36
11.75         2          2                First LienN           Y         36          No_PP     360             36
11.125        2          2                First LienN           Y         36          Prepay    360             36
11.25         2          2                First LienN           Y         36          Prepay    360             36
12            2          2                First LienN           Y         36          No_PP     360             36
12            2          2                First LienN           Y         36          Prepay    360             36
12            2          2                First LienN           N         0           No_PP     360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
11.25         2          2                First LienN           Y         36          No_PP     360             36
11.5          2          2                First LienN           Y         36          No_PP     360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
11.25         2          2                First LienN           Y         36          No_PP     360             36
11.375        2          2                First LienN           Y         36          No_PP     360             36
11.25         2          2                First LienN           Y         36          No_PP     360             36
13.5          2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           Y         36          No_PP     360             36
13.125        2          2                First LienN           N         0           Prepay    360             36
12.125        2          2                First LienN           Y         36          No_PP     360             36
12            2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           Y         36          No_PP     360             36
13.125        2          2                First LienN           Y         36          Prepay    360             36
12.5          2          2                First LienN           Y         36          No_PP     360             36
12.5          2          2                First LienN           Y         36          No_PP     360             36
10.875        2          2                First LienN           N         0           No_PP     360             36
12.75         2          2                First LienN           Y         36          No_PP     360             36
12            2          2                First LienN           Y         36          No_PP     360             36
11.875        2          2                First LienN           N         0           Prepay    360             36
11.75         2          1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             36
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
10.625        1.875      1                First LienN           Y         120         Prepay    360             84
10.75         2.375      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             36
10.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             36
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             36
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             36
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             36
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             60
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
12            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
11.875        1.875      0                First LienN           Y         120         No_PP     360             84
12.125        1.875      0                First LienN           Y         120         No_PP     360             84
12.125        1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
12.125        1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
12.75         1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
12.375        1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             60
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
11.875        1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
12.75         1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
11.75         1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
13            1.875      0                First LienN           Y         120         No_PP     360             84
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         36          Prepay    360             36
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             84
10.625        1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
10            1.875      2                First LienN           N         0           No_PP     360             60
11.75         2          2                First LienN           N         0           No_PP     360             60
12.75         2.375      2                First LienN           N         0           No_PP     360             36
12.75         2.375      2                First LienN           N         0           No_PP     360             36
12.75         2.375      2                First LienN           N         0           No_PP     360             36
12.75         2.375      2                First LienN           N         0           No_PP     360             36
11.75         2.375      2                First LienN           N         0           No_PP     360             36
11.5          2          2                First LienN           Y         120         No_PP     360             60
12.625        2.375      1                First LienN           Y         120         No_PP     360             36
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
11.375        2.375      2                First LienN           Y         120         No_PP     360             60
11.125        2.375      2                First LienN           Y         120         No_PP     360             60
12            2.375      2                First LienN           Y         120         Prepay    360             60
11.375        2.375      2                First LienN           Y         120         No_PP     360             36
12.125        2.375      2                First LienN           N         0           No_PP     360             36
10.75         2.375      2                First LienN           N         0           No_PP     360             36
12            2.375      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      2                First LienN           N         0           No_PP     360             60
12            2.375      2                First LienN           Y         60          No_PP     360             60
11.625        2.375      2                First LienN           Y         120         No_PP     360             36
12.375        2.375      2                First LienN           Y         120         No_PP     360             60
12.5          2.375      2                First LienN           Y         120         No_PP     360             60
12.625        2.375      1                First LienN           Y         120         Prepay    360             60
11.625        3.5        1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      0                First LienN           Y         120         No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             84
11.125        1.875      1                First LienN           Y         84          No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             84
11.75         1.875      1                First LienN           Y         60          No_PP     360             84
10.625        1.875      1                First LienN           Y         60          No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             84
11.375        1.875      1                First LienN           Y         60          No_PP     360             84
11.5          1.875      1                First LienN           Y         60          No_PP     340             84
10.5          1.875      1                First LienN           Y         60          No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             84
10.75         1.875      1                First LienN           Y         60          No_PP     360             84
10.75         1.875      1                First LienN           Y         60          No_PP     360             84
11            1.875      1                First LienN           Y         60          No_PP     360             84
11.25         1.875      1                First LienN           Y         60          No_PP     360             84
11.375        1.875      1                First LienN           Y         60          No_PP     360             84
10.875        1.875      1                First LienN           Y         60          No_PP     360             60
10.875        1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      2                First LienN           Y         60          No_PP     360             60
10.875        1.875      2                First LienN           Y         120         No_PP     360             84
11.375        1.875      2                First LienN           Y         60          No_PP     360             60
12            2          2                First LienN           Y         60          No_PP     360             60
10.875        2          1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           N         0           No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      2                First LienN           Y         36          No_PP     360             36
11.75         1.875      2                First LienN           Y         60          No_PP     360             60
11.25         2          2                First LienN           Y         84          Prepay    360             84
11.75         2          2                First LienN           N         0           No_PP     360             60
11.5          2          1                First LienN           Y         60          No_PP     360             60
10.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
9.875         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             84
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           N         0           No_PP     360             36
10.75         2.375      2                First LienN           Y         120         No_PP     360             36
12.625        2.375      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      2                First LienN           N         0           No_PP     360             60
12            2.375      2                First LienN           Y         120         No_PP     360             36
12.625        2.375      1                First LienN           Y         60          Prepay    360             60
12.5          5.25       1                First LienN           Y         60          Prepay    360             36
11.99         5.125      1                First LienN           Y         60          Prepay    360             60
11.99         4.615      1                First LienN           Y         60          Prepay    360             36
11.99         4.615      1                First LienN           Y         60          Prepay    360             60
11.875        4.615      1                First LienN           Y         60          Prepay    360             36
12            4.5        1                First LienN           Y         60          Prepay    360             60
12.125        4.625      1                First LienN           N         0           No_PP     360             36
11.875        4.75       1                First LienN           Y         60          Prepay    360             60
11.875        4.5        1                First LienN           Y         60          Prepay    360             60
11.625        4.5        1                First LienN           Y         60          Prepay    360             36
11.625        4.25       1                First LienN           Y         60          Prepay    360             36
12.5          4.25       1                First LienN           Y         60          Prepay    360             36
12.625        5.125      1                First LienN           Y         60          Prepay    360             36
14.875        5.25       1                First LienN           Y         60          Prepay    360             36
12            7.5        1                First LienN           N         0           No_PP     360             36
11.5          4.625      1                First LienN           Y         60          Prepay    360             60
11.875        4.125      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         60          No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
10.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        2.375      1                First LienN           Y         60          Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
10.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           N         0           Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
10.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           N         0           Prepay    360             60
10.75         2.375      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
10.625        1.875      1                First LienN           Y         60          No_PP     360             60
10.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
10.5          1.875      1                First LienN           Y         84          No_PP     360             84
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
10.5          1.875      1                First LienN           Y         120         No_PP     360             60
10.5          1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
10.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
10.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
10.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
10.5          1.875      1                First LienN           Y         84          No_PP     360             84
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             36
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             36
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      2                First LienN           Y         60          Prepay    360             36
12            4.625      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             36
12.875        1.875      1                First LienN           N         0           No_PP     360             36
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           N         0           Prepay    360             84
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           N         0           Prepay    360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         36          No_PP     360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         Prepay    360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            2          1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         2.375      1                First LienN           Y         36          Prepay    360             36
10.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             84
11.875        2.375      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            2.375      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      2                First LienN           Y         120         Prepay    360             60
11.25         2.375      1                First LienN           Y         120         Prepay    360             60
13.125        2.375      2                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             84
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         Prepay    360             60
13            2.375      2                First LienN           Y         120         Prepay    360             60
12.125        2.375      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         60          Prepay    360             60
12.75         4.625      2                First LienN           N         0           No_PP     360             60
11.375        2.375      1                First LienN           Y         120         Prepay    360             60
12.375        2.375      2                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.75         2.375      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
10.875        1.875      2                First LienN           Y         60          No_PP     360             60
11.375        2.375      2                First LienN           N         0           No_PP     360             36
11.375        2.375      2                First LienN           Y         120         No_PP     360             36
12            2.375      2                First LienN           Y         120         No_PP     360             36
11.375        2.375      1                First LienN           Y         60          No_PP     360             60
11.375        2.625      2                First LienN           Y         120         No_PP     360             60
10.75         2.375      2                First LienN           Y         120         No_PP     360             60
12            2.375      2                First LienN           Y         120         No_PP     360             36
11.75         2.375      2                First LienN           Y         120         No_PP     360             60
12.25         2.375      2                First LienN           N         0           No_PP     360             36
13.125        2.375      1                First LienN           Y         60          Prepay    360             36
11.75         5.75       1                First LienN           Y         60          Prepay    360             60
11.75         4.375      1                First LienN           Y         60          Prepay    360             60
11.5          4.375      1                First LienN           Y         60          Prepay    360             36
11.75         4.125      1                First LienN           Y         60          Prepay    360             36
11.875        4.375      1                First LienN           Y         60          Prepay    360             60
11.875        4.5        1                First LienN           Y         60          Prepay    360             36
11.625        4.5        1                First LienN           N         0           Prepay    360             60
11.875        4.25       2                First LienN           Y         120         No_PP     360             60
11.75         2.375      2                First LienN           N         0           No_PP     360             36
12.875        2.375      1                First LienN           Y         120         No_PP     360             36
11.375        6.125      1                First LienN           N         0           Prepay    360             36
11.625        1.875      1                First LienN           N         0           Prepay    360             60
12.125        1.875      1                First LienN           Y         60          Prepay    360             60
11            1.875      1                First LienN           Y         120         Prepay    360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      2                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           No_PP     360             60
10.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
11.875        2.375      2                First LienN           Y         120         Prepay    360             36
10.875        2.375      2                First LienN           Y         60          No_PP     360             60
11.875        2.375      2                First LienN           Y         120         No_PP     360             60
12.25         2.375      2                First LienN           N         0           No_PP     360             36
10.125        2.375      1                First LienN           Y         36          No_PP     360             36
10.875        1.875      2                First LienN           Y         120         Prepay    360             60
11.375        2.375      2                First LienN           N         0           No_PP     360             60
11            2.375      1                First LienN           Y         60          No_PP     360             60
11.375        2.25       1                First LienN           Y         60          No_PP     360             60
12.375        2.625      2                First LienN           N         0           No_PP     360             36
12.625        2.375      2                First LienN           N         0           No_PP     360             60
11.75         2.375      2                First LienN           Y         60          No_PP     360             60
11.75         2.375      2                First LienN           Y         60          No_PP     360             60
11.5          2.375      2                First LienN           Y         120         No_PP     360             60
11.5          2.375      2                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11.25         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      2                First LienN           Y         36          Prepay    360             36
12.25         1.875      2                First LienN           Y         36          No_PP     360             36
12            1.875      2                First LienN           Y         120         No_PP     360             60
12.625        2          2                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.375        2          2                First LienN           Y         120         No_PP     360             84
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
10.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.5          2          2                First LienN           Y         60          No_PP     360             60
11.375        2.375      2                First LienN           Y         120         No_PP     360             36
10.875        2.375      2                First LienN           Y         120         No_PP     360             60
11.5          2.375      2                First LienN           Y         120         No_PP     360             60
11.375        2.375      2                First LienN           Y         120         Prepay    360             60
11.875        2.375      2                First LienN           Y         120         No_PP     360             60
10.75         2.375      2                First LienN           Y         120         Prepay    360             60
12.75         2.375      2                First LienN           Y         120         No_PP     360             36
11.375        2.375      2                First LienN           Y         60          No_PP     360             60
12            2.375      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             84
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             36
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           N         0           Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12            1.875      1                First LienN           N         0           No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         2.375      2                First LienN           Y         120         Prepay    360             60
11.375        1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           N         0           No_PP     360             60
11.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      2                First LienN           Y         120         No_PP     360             84
10.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             84
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             84
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             36
11.375        1.875      2                First LienN           N         0           No_PP     360             36
11.625        2          1                First LienN           Y         120         No_PP     360             60
11            1.875      2                First LienN           Y         60          No_PP     360             60
11.125        2          1                First LienN           N         0           Prepay    360             84
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
11.25         2.375      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         60          No_PP     360             60
11.875        1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           N         0           Prepay    360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.75         4.625      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
10.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
10.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           N         0           No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             36
11.625        1.875      1                First LienN           Y         120         Prepay    360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             84
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         84          No_PP     360             84
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           N         0           No_PP     360             60
12.25         1.875      2                First LienN           Y         36          No_PP     360             36
13.625        1.875      1                First LienN           N         0           No_PP     360             36
11.625        1.875      2                First LienN           Y         60          No_PP     360             60
11.5          2          1                First LienN           Y         60          No_PP     360             60
11.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.125        1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             36
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         60          No_PP     360             60
12            1.875      1                First LienN           Y         60          No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      2                First LienN           Y         120         Prepay    360             60
11.875        1.875      2                First LienN           Y         120         No_PP     360             84
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
10.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         Prepay    360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         120         No_PP     360             84
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
11.5          1.875      1                First LienN           Y         120         Prepay    360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         Prepay    360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
11.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         No_PP     360             60
11.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.75         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             36
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.125        2          2                First LienN           Y         60          No_PP     360             60
12.875        2          2                First LienN           Y         60          No_PP     360             60
12.875        2          1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.125        1.875      2                First LienN           N         0           No_PP     360             60
13.125        2          1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         60          No_PP     360             60
13            2          1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         60          No_PP     360             60
12.375        2          2                First LienN           Y         60          No_PP     360             60
12.75         2          1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.5          2.375      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         No_PP     360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
13.875        1.875      2                First LienN           N         0           Prepay    360             60
13.625        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
14            1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         Prepay    360             60
12.375        2.375      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
14            1.875      2                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
12.375        2.375      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.875        1.875      2                First LienN           Y         120         Prepay    360             60
12.875        2.375      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.5          2.375      2                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          4.125      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      2                First LienN           Y         60          No_PP     360             60
12.125        2          2                First LienN           Y         60          Prepay    360             60
12.25         2          1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      2                First LienN           N         0           No_PP     360             60
12.5          2          2                First LienN           Y         60          No_PP     360             60
12.125        2          2                First LienN           Y         60          No_PP     360             60
13.25         2          1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.825        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
13.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
14            1.875      2                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        2.375      1                First LienN           Y         120         Prepay    360             60
14.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2.75             First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.5          2.375      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         2.375      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         2.375      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
13            2.375      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.625        2.375      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        2.375      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         2.375      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         2.375      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
14.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.375        2.375      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        2.375      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
13.25         2.375      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      2                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
14.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      2                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           N         0           No_PP     360             60
13            2.375      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        2.375      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
13.5          1.875      2                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.875        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.99         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.5          1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      2                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
14.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.75         1.875      2                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
14            1.875      2                First LienN           Y         60          Prepay    360             60
12.375        4.625      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      2                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
14.5          1.875      2                First LienN           N         0           No_PP     360             60
12.375        2.375      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.825        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      2                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        2.375      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
14.125        1.875      2                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         4.625      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          2          1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.99         1.875      1                First LienN           N         0           Prepay    360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      2                First LienN           N         0           No_PP     360             60
12.125        2          2                First LienN           Y         120         No_PP     360             60
12.875        2          2                First LienN           Y         60          No_PP     360             60
13            2          2                First LienN           N         0           No_PP     360             60
12.875        2          2                First LienN           Y         60          No_PP     360             60
12.125        2          2                First LienN           Y         120         Prepay    360             60
12.625        2          2                First LienN           Y         60          No_PP     360             60
12.875        2          2                First LienN           N         0           No_PP     360             60
12.125        2          2                First LienN           Y         60          No_PP     360             60
12.25         2          2                First LienN           Y         60          No_PP     360             60
12.25         2          2                First LienN           Y         60          No_PP     360             60
12.25         2          2                First LienN           Y         60          No_PP     360             60
12.125        2          2                First LienN           Y         60          No_PP     360             60
12.125        2          2                First LienN           Y         60          Prepay    360             60
12.125        2          2                First LienN           N         0           No_PP     360             60
12.125        2          2                First LienN           N         0           Prepay    360             60
13.125        2          1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
14            1.875      2                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.375        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.625        2.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      2                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.65         1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
13.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
14            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
14            1.875      1                First LienN           Y         60          No_PP     360             60
13.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
14            1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.75         2.375      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        4.274      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      2                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
13.25         2.375      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
14            1.875      2                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.875        1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
14.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.375        2.375      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.5          2.375      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           N         0           Prepay    360             60
13.125        2.375      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
14.125        1.875      2                First LienN           Y         120         Prepay    360             60
13.375        1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
12.875        2.375      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        3.375      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           N         0           Prepay    360             60
12.625        1.875      1                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.375        1.875      2                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
13.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      2                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         60          No_PP     360             60
13.75         1.875      2                First LienN           N         0           No_PP     360             60
13            1.875      1                First LienN           N         0           Prepay    360             60
13.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         60          No_PP     360             60
13.375        1.875      1                First LienN           Y         60          No_PP     360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           No_PP     360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
13.875        1.875      1                First LienN           Y         120         Prepay    360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
13.75         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
13            1.875      1                First LienN           N         0           No_PP     360             60
12.375        1.875      1                First LienN           Y         60          Prepay    360             60
12.75         2.375      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         Prepay    360             60
11.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      2                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13.5          1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.5          1.875      1                First LienN           N         0           Prepay    360             60
13.5          1.875      2                First LienN           Y         120         Prepay    360             60
13.75         2.375      2                First LienN           Y         120         No_PP     360             60
12.75         2.375      1                First LienN           Y         60          Prepay    360             60
12.25         1.875      1                First LienN           N         0           No_PP     360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
12.5          1.875      1                First LienN           Y         60          Prepay    360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.25         1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           N         0           No_PP     360             60
14.25         1.875      2                First LienN           Y         120         Prepay    360             60
13.5          1.875      2                First LienN           N         0           No_PP     360             60
13.625        1.875      2                First LienN           N         0           Prepay    360             60
12.75         1.875      1                First LienN           N         0           Prepay    360             60
12.5          1.875      1                First LienN           Y         120         No_PP     360             60
12.75         1.875      1                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           N         0           Prepay    360             60
13            1.875      1                First LienN           Y         120         No_PP     360             60
12.875        1.875      1                First LienN           N         0           Prepay    360             60
14.875        1.875      2                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      2                First LienN           Y         120         Prepay    360             60
12.375        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      2                First LienN           Y         120         Prepay    360             60
14            1.875      2                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         60          No_PP     360             60
12.625        1.875      2                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.25         1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
14            1.875      1                First LienN           Y         120         No_PP     360             60
13.625        1.875      2                First LienN           Y         120         Prepay    360             60
11.625        1.875      2                First LienN           Y         60          No_PP     360             60
12.125        1.875      1                First LienN           Y         120         No_PP     360             60
12.25         1.875      1                First LienN           Y         120         No_PP     360             60
13            1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      2                First LienN           Y         120         No_PP     360             60
12.625        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           N         0           Prepay    360             60
13.125        1.875      1                First LienN           N         0           No_PP     360             60
11.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
13.25         1.875      1                First LienN           Y         60          Prepay    360             60
13.125        1.875      1                First LienN           Y         120         Prepay    360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      2                First LienN           Y         120         Prepay    360             60
12.875        1.875      1                First LienN           Y         120         No_PP     360             60
13.125        1.875      1                First LienN           Y         120         No_PP     360             60
12            1.875      1                First LienN           Y         120         Prepay    360             60
11.5          1.875      1                First LienN           Y         60          No_PP     360             60
12.375        1.875      1                First LienN           Y         120         No_PP     360             60
11.75         1.875      1                First LienN           Y         120         No_PP     360             60

***

NEG_AM      STATED_MAT    PORTFOLIO
N           20350901      EMC
N           20360101      EMC
N           20350801      EMC
N           20360201      EMC
N           20351001      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20350601      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20350901      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20350801      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20351201      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351001      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20350801      EMC
N           20350601      EMC
N           20350701      EMC
N           20350801      EMC
N           20350801      EMC
N           20350901      EMC
N           20351201      EMC
N           20351001      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350701      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350701      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20350801      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20350801      EMC
N           20350801      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350401      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20350701      EMC
N           20350601      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351001      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351001      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20350801      EMC
N           20351101      EMC
N           20351001      EMC
N           20350901      EMC
N           20350701      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20360201      EMC
N           20351001      EMC
N           20360101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20351001      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20350801      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351001      EMC
N           20350901      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20350701      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351001      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20351101      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20350701      EMC
N           20350901      EMC
N           20351101      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350801      EMC
N           20351101      EMC
N           20351101      EMC
N           20350901      EMC
N           20350901      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20351101      EMC
N           20351101      EMC
N           20350801      EMC
N           20350801      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351001      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20351001      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350801      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350801      EMC
N           20351001      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350901      EMC
N           20350901      EMC
N           20360101      EMC
N           20350901      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20350501      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20350701      EMC
N           20350801      EMC
N           20351001      EMC
N           20351101      EMC
N           20350701      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351001      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350601      EMC
N           20350601      EMC
N           20350701      EMC
N           20350701      EMC
N           20350801      EMC
N           20350701      EMC
N           20360101      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350601      EMC
N           20350701      EMC
N           20350701      EMC
N           20350701      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350601      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350701      EMC
N           20350801      EMC
N           20350801      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351001      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351001      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20350701      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20350701      EMC
N           20351101      EMC
N           20351201      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20350801      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351001      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350701      EMC
N           20351001      EMC
N           20351001      EMC
N           20360201      EMC
N           20351201      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350601      EMC
N           20360201      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350901      EMC
N           20330701      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350801      EMC
N           20350901      EMC
N           20350801      EMC
N           20350601      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20350801      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20350601      EMC
N           20350701      EMC
N           20350701      EMC
N           20350801      EMC
N           20350801      EMC
N           20350901      EMC
N           20350701      EMC
N           20350401      EMC
N           20350801      EMC
N           20331101      EMC
N           20350701      EMC
N           20350801      EMC
N           20350601      EMC
N           20350701      EMC
N           20350801      EMC
N           20350601      EMC
N           20350801      EMC
N           20350601      EMC
N           20350701      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20351101      EMC
N           20350901      EMC
N           20350901      EMC
N           20360101      EMC
N           20350601      EMC
N           20350801      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20360201      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20360101      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350801      EMC
N           20351101      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351101      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20350901      EMC
N           20360201      EMC
N           20360201      EMC
N           20351001      EMC
N           20351201      EMC
N           20360101      EMC
N           20350901      EMC
N           20351101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20350701      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20351101      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20350901      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20341201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20350501      EMC
N           20360201      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350501      EMC
N           20350801      EMC
N           20350801      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20351101      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350801      EMC
N           20350801      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20360201      EMC
N           20360101      EMC
N           20350701      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350701      EMC
N           20351201      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351201      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20351001      EMC
N           20351201      EMC
N           20350701      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20350701      EMC
N           20350701      EMC
N           20350801      EMC
N           20350801      EMC
N           20350901      EMC
N           20350101      EMC
N           20350801      EMC
N           20350801      EMC
N           20350401      EMC
N           20350101      EMC
N           20350901      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350601      EMC
N           20350801      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20350901      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20350801      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20350801      EMC
N           20360101      EMC
N           20350801      EMC
N           20351201      EMC
N           20350201      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20350701      EMC
N           20350601      EMC
N           20350601      EMC
N           20350801      EMC
N           20350801      EMC
N           20360201      EMC
N           20351101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20350701      EMC
N           20350701      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350801      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20350701      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351001      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20350801      EMC
N           20350801      EMC
N           20350801      EMC
N           20351201      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20360101      EMC
N           20351201      EMC
N           20350901      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20350601      EMC
N           20350601      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20350901      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20351101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20350801      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351001      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20350901      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360102      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20351201      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20350901      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20350801      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20350801      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20350901      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351001      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351001      EMC
N           20351001      EMC
N           20351101      EMC
N           20351201      EMC
N           20351001      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360102      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351001      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20351101      EMC
N           20351101      EMC
N           20351101      EMC
N           20360201      EMC
N           20351201      EMC
N           20351101      EMC
N           20351101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20351001      EMC
N           20350901      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20351201      EMC
N           20360101      EMC
N           20350901      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360301      EMC
N           20360201      EMC
N           20360201      EMC
N           20360301      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20351105      EMC
N           20351101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360301      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360201      EMC
N           20351201      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360101      EMC
N           20351101      EMC
N           20360201      EMC
N           20360101      EMC
N           20360201      EMC
N           20350801      EMC
N           20360101      EMC
N           20360201      EMC

B-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	JPMorgan Chase Bank, National Association 4 New York Plaza, 6th Floor New York, New York 10004

RE:

Pooling and Servicing Agreement, dated as of March 1, 2006 among Structured Asset Mortgage Investments II Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as trustee, issuing Bear Stearns Alt-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account
_____	2.	Foreclosure
_____	3.	Substitution
_____	4.	Other Liquidation
_____	5.	Nonliquidation	Reason:
_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)
Issuer:
Address:
Date:

D-1

EXHIBIT E

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
)ss:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.            That he is [Title of Officer] of [Name of Investor] (record or beneficial owner of the Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2, Class [R][R-X] Certificates) (the “Class R Certificates”) (the “Owner”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2.            That the Owner (i) is not and will not be as of [Closing Date][date of purchase] a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) or an “electing large partnership” within the meaning of Section 775 of the Code, (ii) will endeavor to remain other than a disqualified organization and an electing large partnership for so long as it retains its ownership in the Class R Certificates and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a “disqualified organization” means an electing large partnership under Section 775 of the Code, the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3.            That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations or electing large partnerships under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on each such partnership), or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person (other than with respect to transfers to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual

E-1

knowledge that the affidavit is false; and (iv) that the Class R Certificates may be “noneconomic residual interests” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4.            That the Owner is aware of the tax imposed on a “pass-through entity” holding Class R Certificates if either the pass-through entity is an electing large partnership under Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.            That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee’s agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.            That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.05 of the Pooling and Servicing Agreement under which the Class R Certificates were issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7.            That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.            The Owner’s Taxpayer Identification Number is # _______________.

9.            This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

10.          That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax; in making this representation, the Owner warrants that the Owner is familiar with (i) Treasury Regulation Section 1.860E-1 (c) and recent amendments thereto, effective as of August 19, 2002, and (ii) the preamble describing the adoption of the amendments to such regulation, which is attached hereto as Exhibit 1.

11.          That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated

E-2

with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

12.          That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

13.          The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

14.          The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

15.          (a)         The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in (1) or (2) are accurate:

(1)        The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. ? 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing plan assets within the meaning of the DOL regulation, 29 C.F.R. ? 2510.3-101 or otherwise under ERISA; or

(b)          The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

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Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]
By:
[Name of Officer]
[Title of Officer]
[Address of Investor for receipt of distributions]
Address of Investor for receipt of tax information:

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Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

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EXHIBIT F-1

FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________,200

Structured Asset Mortgage Investments II Inc.

383 Madison Avenue

New York, New York 10179

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attention: Bear Stearns Alt-A Trust 2006-2

Re:	Bear Stearns Alt-A Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2, Class

Ladies and Gentlemen:

______________ (the “Purchaser”) intends to purchase from ______________ (the “Seller”) $_________ initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-2, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2006 among Structured Asset Mortgage Investments II Inc., as depositor (the “Seller”), EMC Mortgage Corporation, Wells Fargo Bank, National Association, as master servicer and securities administrator, and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller and the Trustee that:

1.            The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Seller is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.            The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any

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distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3.            The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501 (a) promulgated pursuant to the Act.

4.            The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Seller as has been requested by the Purchaser from the Seller or the Seller and is relevant to the Purchaser’s decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Seller or the Seller to the satisfaction of the Purchaser.

5.            The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

[6.          The Purchaser (if the Certificate is not rated at least “BBB-” or its equivalent by Fitch, S&P or Moody’s):

(a)       [applicable to all Certificateholders] is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. §2510.3-101; or

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(b) [not applicable to Holders of Private or Residual Certificates] is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b), as applicable, above.

Very truly yours, [PURCHASER]

By: Name: Title:

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EXHIBIT F-2

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.      In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.       The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Agreement”), among the Company, EMC, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”)) as follows:

(a)      The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b)     The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

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(c)    The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Master Servicer.

(d)   Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e)      The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

[3.          The Buyer (if the Rule 144A Securities are not rated at least “BBB-” or its equivalent by Fitch, S&P or Moody’s):

(a)     [applicable to all Certificateholders] is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. § 2510.3-101; or

(b)     [not applicable to Holders of Private or Residual Certificates] is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

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4.            This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller	Print Name of Buyer
By: Name: Title:	By: Name: Title:
Taxpayer Identification	Taxpayer Identification:
No.	No.
Date:	Date:

F-2-3

ANNEX 1 TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.   As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.    In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $                                              in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

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Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.    The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.     For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

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5.     The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Will the Buyer be purchasing the Rule 144A
Yes	No	Securities only for the Buyer’s own account?

6.       If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.      The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

___________________________________ Print Name of Buyer
By: Name: Title:
Date:______________________________

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EXHIBIT F-3

FORM OF TRANSFEROR REPRESENTATION LETTER

__________, 20

Structured Asset Mortgage Investments II Inc.

383 Madison Avenue

New York, New York 10179

MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2006-2

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attention: Bear Stearns Alt-A Trust 2006-2

Re:	Mortgage Pass-Through Certificates, Series 2006-2

Ladies and Gentlemen:

In connection with the sale by              (the “Seller”) to                    (the “Purchaser”) of $           Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2006-2 (the “Certificates”) pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among Structured Asset Mortgage Investments II Inc. (the “Company”), EMC Mortgage Corporation (“EMC”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any

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state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,
_________________________________ (Seller)
By:
Name:
Title:

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EXHIBIT G

FORM OF

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the Agreement, dated as of March 31, 2006, by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the Trustee), STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as company (together with any successor in interest, the Company, WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the Master Servicer and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (together with any successor in interest or any successor appointed hereunder, the Custodian.

WITNESSETH THAT:

WHEREAS, the Company, EMC, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of March 1, 2006, relating to the issuance of Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-2 (as in effect on the date of this agreement, the Original Pooling and Servicing Agreement, and as amended and supplemented from time to time, the Pooling and Servicing Agreement; and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II.

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1.       Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a) receipt of the

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Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the Mortgage Files and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.       Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee (with a copy to the Custodian) pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3.       Review of Mortgage Files.

(1)          On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the Mortgage Loan Schedule.

(2)          Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Seller and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(3)          Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(4)          In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans

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missing from the Mortgage Files.

Section 2.4.       Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

Section 2.5.       Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Trustee that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefore has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

Upon the Custodian’s receipt of a request for release (a Request for Release substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the related Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the related Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the related Servicer. All Mortgage Files so released to the related Servicer shall be held by it in trust for the Trustee for the use and benefit of all present and future Certificateholders. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the related Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that a Servicer is required to deliver to the Custodian a Request for Release, the Servicer shall deliver two copies of the Request for Release if delivered in hard copy or the Servicer may furnish such Request for Release electronically to the Custodian, in

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which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Note was a MERS Loan and not endorsed to the Trustee) and be returned to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

Section 2.6.     Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III.

CONCERNING THE CUSTODIAN

Section 3.1.       Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicers or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.       Reserved.

Section 3.3.       Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4.      Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except

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any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

Section 3.5.      Custodian May Resign Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6.       Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such successor is a depository institution subject to supervision or examination by federal or state authority and is able to satisfy the other requirements contained in Section 3.7 and is unaffiliated with the Master Servicer or the Company.

Section 3.7.      Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.8.      Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and reasonably believed

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(which belief may be based upon the written opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct.  The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person with authority with respect to any related matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund, the Trustee and each of their respective employees, representatives, affiliates, officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or Trust Fund or any such other respective Person, due to any willful misfeasance or negligent or bad faith performance or non-performance by the Custodian of its duties and responsibilities under this Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount directly and solely resulting from the willful misfeasance, bad faith or negligence of such person, and the Custodian’s reliance on written instructions from the Trustee or the Master Servicer. The provisions of this Section 3.8 shall survive the termination of this Custodial Agreement.

The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred (other than as a result of any willful misfeasance or negligent or bad-faith performance or non-performance on their part), arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

ARTICLE IV.

COMPLIANCE WITH REGULATION AB

Section 4.1.     Intent of the parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Company and the Trustee with the provisions of Regulation AB and related rules and regulations of the Commission. The Company and the Trustee shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Company and the Trustee in good faith for delivery of information under these provisions on the

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basis of evolving interpretations of Regulation AB to the extent reasonably practicable. The Custodian shall cooperate reasonably with the Company and the Trusteeto deliver to the Company and Securities Administrator (including any of their respective assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Company and the Trustee to permit the Company and the Trustee to comply with the provisions of Regulation AB.

Section 4.2.       Additional Representations and Warranties of the Custodian.

(1)          The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption "Description of the Certificates – The Custodian" (the "Custodian Disclosure") does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2)          The Custodian shall be deemed to represent to the Company as of the date hereof and on each date on which information is provided to the Company under Section 4.3 that, except as disclosed in writing to the Company prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other securitization transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Company or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the securitization transaction contemplated by the Original Pooling and Servicing Agreement, as identified by the Company to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

(3)          If so requested by the Company on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (1) of this section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Company shall not be given more than once each calendar quarter, unless the Company shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3.       Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Company 's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Company in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Company a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the

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relevant event. As of the date the Company or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4.      Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, the Custodian shall:

(1)          deliver to the Company a report (in form and substance reasonably satisfactory to the Company) regarding the Custodian’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Company and signed by an authorized officer of the Custodian, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit Five hereto; and

(2)          deliver to the Company a report of a registered public accounting firm reasonably acceptable to the Company that attests to, and reports on, the assessment of compliance made by the Custodian and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 4.5.      Indemnification; Remedies.

(1)          The Custodian shall indemnify the Company, each affiliate of the Company, the Master Servicer, the Trustee and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)           (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii)          any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(2)          In the case of any failure of performance described in clause (ii) of Section 4.5(1), the Custodian shall promptly reimburse the Company for all costs reasonably

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incurred by the Company in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

ARTICLE V.

MISCELLANEOUS PROVISIONS

Section 5.1.       Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2.       Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.3.    GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.4.       Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.5.       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the

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Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 4 New York Plaza, 6th Floor New York, New York 10004 Attention: Telecopy: Confirmation:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee By: Name: Title:
Address: 383 Madison Avenue New York, New York 10179	STRUCTURED ASSET MORTGAGE INVESTMENTS II INC By: Name: Baron Silverstein Title: Vice President
Address: 9062 Old Annapolis Columbia, Maryland 21045 Attention: BSALTA 2006-2	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer By: Name: Title:
Address: 1015 10th Avenue Minneapolis, Minnesota 55414 Attention: BSALTA 2006-2 Telecopier: (612) 667-1068	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian By: Name: Title:

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STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 31st day of January, 2006, before me, a notary public in and for said State, personally appeared _______________, known to me to be a _________________of JPMorgan Chase Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association and acknowledged to me that such association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________ Notary Public

[SEAL]

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STATE OF MARYLAND	)
) ss.:
COUNTY OF HOWARD	)

On the 31st day of January, 2006, before me, a notary public in and for said State, personally appeared __________________, known to me to be a/an _____________________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________ Notary Public

[SEAL]

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STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 31st day of January, 2006, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________ Notary Public

[Notarial Seal]

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STATE OF MARYLAND	)
) ss.:
COUNTY OF HOWARD	)

On the 31st day of January, 2006, before me, a notary public in and for said State, personally appeared __________________, known to me to be a/an _____________________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

________________________________ Notary Public

[Notarial Seal]

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EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

___________, 20__
JPMorgan Chase Bank, National Association 4 New York Plaza, 6th Floor New York, New York 10004	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc.

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR2

Re:

Custodial Agreement, dated as of March 31, 2006, by and among JPMorgan Chase Bank, National Association, Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR2

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

___________, 20__
JPMorgan Chase Bank, National Association 4 New York Plaza, 6th Floor New York, New York 10004	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc.

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR2

Re:

Custodial Agreement, dated as of March 31, 2006, by and among JPMorgan Chase Bank, National Association, Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR2

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

__________, 20__
JPMorgan Chase Bank, National Association 4 New York Plaza, 6th Floor New York, New York 10004	Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179

Attention: Structured Asset Mortgage Investments II Inc.

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR2

Re:

Custodial Agreement, dated as of March 31, 2006, by and among JPMorgan Chase Bank, National Association, Structured Asset Mortgage Investments II Inc. and Wells Fargo Bank, National Association relating to Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR2

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement and subject to Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that, subject to any exceptions listed on Schedule A attached hereto, it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

(i)     The original Mortgage Note, endorsed without recourse (A) to the order of the Trustee or (B) in the case of a Mortgage Loan in the MERS System, in blank, and in each case showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or a lost note affidavit together with a copy of the related Mortgage Note;

(ii)     the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon;

(iii)    unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to JPMorgan Chase Bank, National Association, as Trustee, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon;

(iv)    all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon;

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(v)     the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any,

(vi)     the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, and

(vii)     originals of all modification agreements, if applicable and available.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt and identification, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

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1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 45 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than ther person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration

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1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	✓
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	✓
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements	✓*
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

__________________________

* Only with respect to the logistics of adding, removing or substituting loan files.

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1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

G-22

                                                                                 EXHIBIT H-1

                                 EMC Mortgage Corporation,

                                                      Purchaser

                                            and

                               Countrywide Home Loans, Inc.,

                                                      Company

-------------------------------------------------------------------------------

                         SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                Dated as of September 1, 2002

-------------------------------------------------------------------------------

                         Residential Adjustable Rate Mortgage Loans

                                                                                        Page
ARTICLE I

              DEFINITIONS
ARTICLE II

              CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
              BOOKS AND RECORDS; DELIVERY OF DOCUMENTS
  Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of

ARTICLE III

              REPRESENTATIONS AND WARRANTIES;
              REMEDIES AND BREACH
  Section 3.01 Company Representations and Warranties.......................15
  Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.  18

  Section 3.06 Restrictions and Requirements Applicable in the Event
  that a Mortgage Loan is Acquired by a REMIC...............................29
  Section 3.07 Review of Mortgage Loans.....................................30
ARTICLE IV

              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

  Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.     41

  Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.      46
  Section 4.20 Notification of Adjustments..................................46
ARTICLE V

              PAYMENTS TO PURCHASER

ARTICLE VI

              GENERAL SERVICING PROCEDURES

ARTICLE VII

              AGENCY TRANSFER; PASS-THROUGH TRANSFER
  Section 7.01 Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency
  Transfer, or a Pass-Through Transfer on One or More Reconstitution Dates..50
  Section 7.02 Purchaser's Repurchase and Indemnification Obligations.......51
ARTICLE VIII

              COMPANY TO COOPERATE
  Section 8.01 Provision of Information.....................................52
  Section 8.02 Financial Statements; Servicing Facility.....................52
ARTICLE IX

              THE COMPANY

ARTICLE X

              DEFAULT
  Section 10.01   Events of Default.........................................55
  Section 10.02   Waiver of Defaults........................................56
ARTICLE XI

              TERMINATION
  Section 11.01   Termination...............................................57
  Section 11.02   Termination Without Cause.................................57
ARTICLE XII

              MISCELLANEOUS PROVISIONS

                                           - iv -

                                          EXHIBITS

EXHIBIT A         MORTGAGE LOAN SCHEDULE
EXHIBIT B         CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C         MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1       FORM OF CUSTODIAL ACCOUNT
                  CERTIFICATION
EXHIBIT D-2       FORM OF CUSTODIAL ACCOUNT
                  LETTER AGREEMENT
EXHIBIT E-1       FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2       FORM OF ESCROW ACCOUNT
                  LETTER AGREEMENT
EXHIBIT F         FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G         FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H         UNDERWRITING GUIDELINES

                                           - 60 -

This is a Seller's Warranties and Servicing Agreement for residential adjustable rate first lien mortgage loans, dated and effective as of September 1, 2002, and is executed between
EMC Mortgage Corporation, as purchaser (the "Purchaser"), and Countrywide Home Loans, Inc.,
as seller and servicer (the "Company").

                                    W I T N E S S E T H:

            WHEREAS,  from  time to time the  Purchaser  has  agreed  to  purchase  from the
Company  and from  time to time the  Company  has  agreed to sell to the  Purchaser  certain
Mortgage  Loans  (excluding  the right to  service  the  Mortgage  Loans  which the  Company expressly retains);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed hereto as
Exhibit A;
      WHEREAS,  the  Company  has  agreed  to  service,  from time to time,  certain  of the
Mortgage  Loans  acquired by the  Purchaser in accordance  with the terms and  provisions of this Agreement; and

      WHEREAS,  the  Purchaser  and the Company wish to prescribe  the manner of purchase of the Mortgage  Loans and the  management,  servicing and control of the Mortgage  Loans which from time to time are subject to this Agreement.

            NOW,  THEREFORE,  in  consideration  of the mutual  agreements  hereinafter  set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                        DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Agency Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans to
Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing
Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer thereunder".

Agreement:  This Seller's Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Approved Flood Certification Provider:  Any provider acceptable to Fannie Mae and Freddie
Mac.

Assignment and Conveyance: An Assignment and Conveyance in the form of Exhibit 6 to the
Mortgage Loan Purchase Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date set forth on the related Confirmation on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage
Loans listed on the related Mortgage Loan Schedule.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company:  Countrywide Home Loans, Inc., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation:  The trade confirmation letter between the parties hereto which relates to the Mortgage Loans on the related Closing Date.

Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this
Agreement which contains a provision whereby the Mortgagor is permitted to convert the
Mortgage Loan to a fixed-rate mortgage loan at any time between the first anniversary and the fifth anniversary of the origination of the mortgage loan.

Custodial Account:  The separate account or accounts created and maintained pursuant to
Section 4.04.

Custodial Agreement: That certain Custodial Agreement, dated as of November 23,1999 by and between the Purchaser and Wells Fargo Bank Minnesota, N.A.

Custodian:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: The date set forth on the related Confirmation.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to
Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business
Day immediately preceding such 15th day) of the month of the related Remittance Date.

Disqualified Organization:  An organization defined as such in Section 860E(e) of the Code.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due
Date.

Due Period:  With respect to each Remittance Date, the prior calendar month.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

               direct  obligations  of,  and  obligations  fully  guaranteed  by, the United
      States of America,  or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America; and

               federal funds,  demand and time deposits in,  certificates of deposits of, or
      bankers'   acceptances  issued  by,  any  depository   institution  or  trust  company
      incorporated  or organized under the laws of the United States of America or any state thereof and subject to  supervision  and  examination  by federal and/or state banking authorities,  so long as at the  time of such  investment  or  contractual  commitment
      providing  for  such  investment  the  commercial   paper  or  other  short-term  debt
      obligations  of such  depository  institution  or trust  company (or, in the case of a depository  institution  or trust  company  which  is the  principal  subsidiary  of a holding  company,  the commercial  paper or other  short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service,  Inc. and the long-term debt  obligations  of such  holding  company)  are rated  "P-1" by  Moody's  Investors
      Service,  Inc. and the long-term debt  obligations of such  depository  institution or trust company (or, in the case of a depository  institution  or trust company which is the principal  subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

               investments  and  securities  otherwise  acceptable to Fannie Mae and Freddie
      Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to
Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and
all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Remittance Date:  As stated in the related Mortgage Loan Purchase Agreement.

5/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first five (5) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the
Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

GEMICO:  General Electric Mortgage Insurance Corporation or any successor thereto.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth on the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date, the
Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to any individual Treasury Rate Mortgage Loan, and with respect to any individual 10/1 ARM Mortgage Loan, 5/1 ARM Mortgage Loan or 3/1 ARM Mortgage Loan
commencing from and after the 120th Monthly Payment, sixtieth Monthly Payment, or the thirty-sixth Monthly Payment thereof, respectively, Index shall mean a rate per annum equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical release No. H 15 (519) or any similar publication as available 45 days prior to the Interest Rate Adjustment Date.
With respect to any individual LIBOR Mortgage Loan, Index shall mean a rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as determined as set forth in the related Mortgage Note. With respect to any individual CD Mortgage Loan, Index shall mean a rate per annum equal to the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Federal Reserve Board in statistical release No. H 15 (519) or similar publication as available 45 days prior to the Interest Rate Adjustment Date.

Initial Rate Cap: With respect to each Mortgage Loan and the initial Interest Rate
Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Interest Rate
Adjustment Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest
Rate on a Mortgage Note becomes effective.

LIBOR Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted annually based upon the rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as published in The Wall
Street Journal.

Lifetime Mortgage Interest Rate Cap: With respect to each Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate cannot be adjusted. The Mortgage Interest Rate during the term of a Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than 5% per

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted
Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the
Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the Stated
Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if
the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Loan:  A Mortgage Loan with a LPMI Policy.

LPMI Policy:      A policy of primary mortgage guaranty insurance issued by another
Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Confirmation and related Mortgage Loan Schedule.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or
Liquidation Proceeds), which, during such period prior to the required cancellation of the
LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by
MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Monthly Advance:  The portion of Monthly Payment delinquent with respect to each Mortgage
Loan at the close of business on the Determination Date required to be advanced by the
Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance
Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage
Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate at which Interest accrues on any Mortgage Loan as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Initial Rate Cap, Lifetime Mortgage Interest Rate Cap
and Periodic Rate Cap, if any, of the related Mortgage Note.

Mortgage Loan: An individual Convertible or Non-Convertible, Treasury Rate, LIBOR, 5/1 ARM,
or 3/1 ARM Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan
Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly
Payments, Principal Prepayments, Liquidation Proceeds, condemnation proceeds, Insurance
Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit C hereto.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a
Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage
Loans annexed hereto as Annex A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the
Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied a second home, or an investment property; (5) the number and type of residential units constituting the Mortgaged Property; (6) the original months to maturity; (7) the
Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date;
(9) the date on which the initial Monthly Payment was due on the Mortgage Loan; (10) the
stated maturity date; (11) the amount of the Monthly Payment as of the Cut-off Date; (12)
the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e.
full, alternative or reduced); (17) the Interest Rate Adjustment Date; (18) the Gross
Margin; (19) the lifetime maximum Mortgage Interest Rate under the terms of the Mortgage
Note; (20) the date the Mortgage Loan was originated; (21) the Periodic Rate Cap; (22) a code indicating the company providing private mortgage insurance; (23) a code indicating if the Mortgage Loan is convertible; (24) the Servicing Fee Rate; (25) the LPMI Fee, if any;
and (26) the Initial Rate Cap. With respect to the Mortgage Loans in the aggregate, the
Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:
(1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage
Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan
Schedule may consist of multiple reports that collectively set forth all of the required information.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a
Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a
Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Non-Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this
Agreement which does not contain a provision whereby the Mortgagor may convert the Mortgage
Loan to a fixed-rate mortgage loan.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice
Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as "servicer" (with or without a master servicer) thereunder.

Periodic Rate Cap: With respect to each Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above the Mortgage Interest
Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI:  PMI Mortgage Insurance Co., or any successor thereto.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Insurer:  Any of GEMICO, PMI or UGI.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal
Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such
Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in the "Money Rates" section of The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance
Date occurs.

Purchaser:  EMC Mortgage Corporation or its successor in interest or any successor to the
Purchaser under this Agreement as herein provided.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF or the debt obligations of which are rated AA (or the equivalent rating category) or better by national recognized statistical rating organization.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the
Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated
Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the
Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (v) use the same Index for determining the
Mortgage Interest Rate as the Deleted Mortgage Loan; (vi) have the same provision with respect to convertibility as the Deleted Mortgage Loan; and (viii) be a REMIC Eligible
Mortgage Loan.

Rating Agency:  Any of Fitch, Moody's or Standard & Poor's or their respective successors designed by the Purchaser.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the
Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s)
with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a
Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase
Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all
purchase documents associated therewith as set forth in the Freddie Mac Sellers' &
Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and
Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer.
Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the
Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Company in accordance with this
Agreement or the servicing fee required pursuant to the Reconstitution Agreement. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company, shall not material increase the Company's obligations or diminish the Company's rights hereunder and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an
Agency Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the
Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Documents:  The document or documents creating and governing the administration of a
REMIC.

REMIC Eligible Mortgage Loan:  A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code,
and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first
Business Day immediately following) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the Stated
Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including without limitation, foreclosures, (c) the management and liquidation of any REO Property and (d)
compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the
Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by
Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: 0.25% per annum with respect to the period prior to the initial
Interest Adjustment Date and, for the 5/1 7/1 and 10/1 ARM Loans 0.375% thereafter.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit B the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

7/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first seven (7) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the
Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the
Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a
Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section
4.01.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

10/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first ten (10) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan except that the
Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

3/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first three (3) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR Mortgage Loan.

Treasury Rate Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this
Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted based upon the weekly average yield on U.S. Treasury securities.

Underwriting Guidelines:  The underwriting guidelines of the Company with respect to mortgage loans similar to the Mortgage Loans, attached hereto as  Exhibit H.

UGI:  United Guaranty Residential Insurance Company or any successor thereto.

                CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                          BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

            Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of
                        Servicing Files.

The Company, on each Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans in the related
Mortgage Loan Package, excluding the right to service the Mortgage Loans which the Company expressly retains. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan
Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian.
The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and
Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the
Purchaser, unless such release is required as incidental to the Company's servicing of the
Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to
Section 3.03, 3.05, 3.07, or 6.02.

            Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loan, shall be received and held by the
Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the
Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the
Company's balance sheet and other financial statements as a sale of assets by the Company.
The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged
Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section
4.13. To the extent that original documents are not required for purposes of realization of
Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the
Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage
Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The
Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the
Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a
Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) with respect to each Mortgage Loan Package, in no event shall there be more than five Persons at any given time having the status of "Purchaser" hereunder. The Purchaser also shall advise the
Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the
Mortgage Loans sold or transferred.  Purchaser shall not to transfer to any assignee any pool of Mortgage Loans with a aggregate outstanding principal balance of less than
$10,000,000 without the consent of the Company; provided, however, if the Company fails to consent to the transfer of a pool of Mortgage Loans as contemplated in this sentence,
Purchaser shall have the right to purchase the servicing rights associated with such
Mortgage Loans at a price to mutually agreed to by Purchaser and Company, exercising good faith.

             Delivery of Documents.

On or before the date which is agreed upon by the Purchaser and the Company in the related
Confirmation, the Company shall deliver and release to the Custodian those Mortgage Loan
Documents as required by this Agreement with respect to each Mortgage Loan in the related
Mortgage Loan Package a list of which is attached to the related Assignment and Conveyance.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the
Custodial Agreement. The Company shall be responsible for maintaining the Custodial
Agreement for the benefit of the Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the
Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within
180 days of its submission for recordation.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the
Company shall deliver to the Custodian, within 180 days of the related Closing Date, an
Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and
(iv) specify the date the applicable recorded document will be delivered to the Custodian.
The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

On or prior to the date which is three Business Days prior to the related Closing Date, the
Company shall deliver to the Purchaser the related Mortgage Loan Schedule.

                              REPRESENTATIONS AND WARRANTIES;
                                    REMEDIES AND BREACH

            Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of each Closing Date:

            Due  Organization and Authority.  The Company is a corporation duly organized, validly  existing and in good standing  under the laws of the State of New York and has all licenses  necessary  to carry on its  business  as now being  conducted  and is  licensed, qualified and in good  standing in each state where a Mortgaged  Property is located if the laws of such state require  licensing or  qualification in order to conduct business of the type conducted by the Company,  and in any event the Company is in compliance with the laws of any such  state to the extent  necessary  to ensure the  enforceability  of the  related
Mortgage Loan and the servicing of such Mortgage Loan in accordance  with the terms of this
Agreement;  the Company has the full  corporate  power and authority to execute and deliver this  Agreement  and to  perform  in  accordance  herewith;  the  execution,  delivery  and performance  of this  Agreement  (including  all  instruments  of transfer to be  delivered pursuant to this  Agreement)  by the  Company  and the  consummation  of the  transactions contemplated  hereby have been duly and validly  authorized;  this Agreement  evidences the valid,  binding and  enforceable  obligation of the Company;  and all  requisite  corporate action has been taken by the  Company to make this  Agreement  valid and  binding  upon the
Company in accordance with its terms;

            Ordinary Course of Business. The consummation of the transactions  contemplated by this Agreement are in the ordinary course of business of the Company,  and the transfer, assignment and  conveyance of the Mortgage Notes and the Mortgages by the Company  pursuant to this Agreement are not subject to the bulk transfer or any similar statutory  provisions in effect in any applicable jurisdiction;

            No  Conflicts.  Neither  the  execution  and  delivery of this  Agreement,  the acquisition  of the Mortgage  Loans by the Company,  the sale of the Mortgage  Loans to the
Purchaser or the  transactions  contemplated  hereby,  nor the fulfillment of or compliance with the terms and conditions of this  Agreement,  will conflict with or result in a breach of any of the terms,  conditions or  provisions of the Company's  charter or by-laws or any legal  restriction or any agreement or instrument to which the Company is now a party or by which it is bound,  or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which the  Company or its  property  is  subject,  or impair  the  ability of the
Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            Ability to Service. The Company is an approved  seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities,  procedures, and experienced  personnel  necessary for the sound servicing of mortgage loans of the same type as the Mortgage  Loans.  The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred,  including but not limited to a change in insurance  coverage,  which would make the Company unable to comply with  Fannie Mae or Freddie  Mac  eligibility  requirements  or which would  require notification to either Fannie Mae or Freddie Mac;

            Reasonable  Servicing  Fee.  The  Company  acknowledges  and  agrees  that  the
Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable  compensation for  performing  such  services and that the entire  Servicing  Fee shall be treated by the
Company,  for  accounting  and  tax  purposes,  as  compensation  for  the  servicing  and administration of the Mortgage Loans pursuant to this Agreement.

            Ability to Perform.  The Company does not believe,  nor does it have any reason or cause to believe,  that it cannot  perform  each and every  covenant  contained  in this
Agreement.  The Company is solvent and the sale of the Mortgage  Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

            No Litigation Pending.  There is no action,  suit,  proceeding or investigation pending or to the best of the Company's  knowledge  threatened  against the Company  which, either in any one instance or in the aggregate,  may result in any material  adverse change in the business, operations,  financial condition,  properties or assets of the Company, or in any material  impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this  Agreement or the Mortgage  Loans or of any  action  taken  or to be taken  in  connection  with  the  obligations  of the  Company contemplated  herein,  or which  would be likely to impair  materially  the  ability of the
Company to perform under the terms of this Agreement;

            No Consent Required. No consent, approval,  authorization or order of any court or governmental  agency or body is required for the execution,  delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage
Loans as evidenced by the consummation of the transactions  contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            Selection  Process.  The Mortgage Loans were selected from among the adjustable rate one- to four-family  mortgage loans in the Company's  portfolio at the related Closing
Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect  adversely the interests of the
Purchaser;

            Pool Characteristics.  With respect to each Mortgage Loan Package, the Mortgage
Loan  characteristics  set forth on Exhibit 2 to the related  Assignment and Conveyance are true and complete.

            No Untrue  Information.  Neither this  Agreement nor any  statement,  report or other  document  furnished or to be furnished  pursuant to this  Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

            Sale  Treatment.  The  Company  has  determined  that  the  disposition  of the
Mortgage  Loans  pursuant to this  Agreement will be afforded sale treatment for accounting and tax purposes;

            Financial  Statements.  There has been no change in the business,  operations, financial  condition,  properties  or assets of the Company since the date of the Company's most recent  financial  statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

            No  Brokers'  Fees.  The  Company  has not dealt with any  broker,  investment banker,  agent or other person that may be entitled to any  commission or  compensation  in connection with the sale of the Mortgage Loans;

            Origination.  The Company's  decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company's  Underwriting
Guidelines,  and is in no way made as a result of Purchaser's decision to purchase,  or not to purchase,  or the price  Purchaser  may offer to pay for,  any such  mortgage  loan,  if originated; and

            MERS. The Company is a member of MERS in good standing,  and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;

            Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

            Mortgage Loans as Described.  The  information  set forth in each Mortgage Loan
Schedule is complete, true and correct in all material respects;

            Payments  Current.  All payments  required to be made up to the related Closing
Date for the  Mortgage  Loan  under  the  terms of the  Mortgage  Note  have  been made and credited. No payment required under the Mortgage Loan has been more than 30 days delinquent at any time in the twelve  months  prior to the related  Closing  Date.  The first  Monthly
Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            No  Outstanding  Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes,  governmental  assessments,  insurance premiums, water, sewer and municipal  charges,  leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and  payable.  The Company has not  advanced  funds,  or induced,  solicited  or  knowingly received any advance of funds by a party other than the Mortgagor,  directly or indirectly, for the  payment  of any amount  required  under the  Mortgage  Loan,  except for  interest accruing  from the date of the Mortgage Note or date of  disbursement  of the Mortgage Loan proceeds,  whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            Original  Terms  Unmodified.  The terms of the Mortgage  Note and Mortgage have not been  impaired,  waived,  altered  or  modified  in any  respect,  except  by a written instrument which has been recorded,  if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or  modification  has been  approved  by the issuer of any related PMI Policy and the title insurer,  to the extent required by the policy,  and its terms are reflected on the related
Mortgage Loan  Schedule.  No Mortgagor has been  released,  in whole or in part,  except in connection  with an assumption  agreement  approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage  Loan File  delivered to the  Custodian  and the terms of which are reflected in the related Mortgage Loan Schedule;

            No  Defenses.  The  Mortgage  Loan is not subject to any right of  rescission, set-off,  counterclaim or defense,  including without  limitation the defense of usury, nor will  the  operation  of any of the  terms of the  Mortgage  Note or the  Mortgage,  or the exercise  of any  right  thereunder,  render  either  the  Mortgage  Note or the  Mortgage unenforceable,  in whole or in part,  or  subject  to any  right of  rescission,  set-off, counterclaim or defense,  including  without  limitation the defense of usury,  and no such right of  rescission,  set-off,  counterclaim  or defense has been  asserted  with  respect thereto,  and no Mortgagor  was a debtor in any state or federal  bankruptcy  or insolvency proceeding at the time the Mortgage Loan was originated;

            Hazard  Insurance.  Pursuant to the terms of the  Mortgage,  all  buildings  or other  improvements  upon the  Mortgaged  Property  are insured by a  generally  acceptable insurer  against loss by fire,  hazards of extended  coverage and such other hazards as are customary  in the area where the  Mortgaged  Property  is  located  pursuant  to  insurance policies  conforming  to the  requirements  of Section  4.10.  If upon  origination  of the
Mortgage Loan, the Mortgaged  Property was in an area identified in the Federal Register by the Federal  Emergency  Management  Agency as having  special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance  Administration is in effect which policy conforms to the requirements of Section 4.10. All individual  insurance  policies contain a standard  mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain  the hazard  insurance  policy at the  Mortgagor's  cost and  expense,  and on the
Mortgagor's  failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's  cost and expense,  and to seek  reimbursement  therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance,  provided the policy is not a "master" or "blanket" hazard insurance policy covering the common  facilities of a planned unit development.  The hazard insurance policy is the valid and binding  obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the  transactions  contemplated by this Agreement.  The Company has not engaged in, and has no knowledge of the Mortgagor's or any Subservicer's having engaged in, any act or omission which would impair the coverage of any such policy,  the benefits of the endorsement  provided for herein, or the validity and binding  effect  of  either,  including  without  limitation,  no  unlawful  fee,  unlawful commission,  unlawful kickback or other unlawful compensation or value of any kind has been or will be received,  retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

            Compliance  with  Applicable  Laws. Any and all  requirements  of any federal, state or local law including,  without  limitation,  usury,  truth-in-lending,  real estate settlement procedures,  consumer credit protection,  equal credit opportunity or disclosure laws  applicable  to the  Mortgage  Loan have been  complied  with,  and the Company  shall maintain in its possession,  available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            No Satisfaction of Mortgage.  The Mortgage has not been  satisfied,  canceled, subordinated  or rescinded,  in whole or in part,  and the Mortgaged  Property has not been released from the lien of the Mortgage,  in whole or in part, nor has any  instrument  been executed that would effect any such release, cancellation, subordination or rescission. The
Company has not waived the  performance by the Mortgagor of any action,  if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default,  nor has the
Company waived any default resulting from any action or inaction by the Mortgagor;

            Location  and Type of  Mortgaged  Property.  The  Mortgaged  Property  is a fee
simple property  located in the state  identified in the related Mortgage Loan Schedule and consists of a parcel of real  property  with a detached  single  family  residence  erected thereon,  or an  individual  condominium  unit in a  low-rise  condominium  project,  or an individual  unit in a planned unit  development,  provided,  however,  that any condominium project  or  planned  unit  development  shall  conform  with the  Company's  Underwriting
Guidelines  regarding  such  dwellings,  and no residence or dwelling is a mobile home or a manufactured  dwelling.  No  portion  of the  Mortgaged  Property  is used for  commercial purposes;

            Valid  First  Lien.  The  Mortgage  is a  valid,  subsisting,  enforceable  and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged  Property,  and all additions,  alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            the lien of current real property taxes and assessments not yet due and payable;

            covenants,  conditions  and  restrictions,  rights of way,  easements  and other matters  of the  public  record as of the date of  recording  acceptable  to  mortgage lending  institutions  generally and  specifically  referred to in the lender's  title insurance  policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise  considered in the appraisal  made for the  originator of the Mortgage
      Loan or (ii)  which do not  adversely  affect  the  Appraised  Value of the  Mortgaged
      Property set forth in such appraisal; and

            other  matters  to which  like  properties  are  commonly  subject  which do not materially  interfere with the benefits of the security intended to be provided by the mortgage  or the use,  enjoyment,  value or  marketability  of the  related  Mortgaged
      Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The
Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

            Validity  of  Mortgage  Documents.  The  Mortgage  Note  and the  Mortgage  are
genuine,  and  each is the  legal,  valid  and  binding  obligation  of the  maker  thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related  agreement had legal  capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud was  committed  by the  Company,  or to the  Company's  knowledge by any other person including the Mortgagor,  in connection  with the  origination or servicing of the Mortgage
Loan.  The Company has reviewed all of the documents  constituting  the Servicing  File and has made such  inquiries  as it deems  necessary  to make and confirm  the  accuracy of the representations set forth herein;

            Full  Disbursement  of  Proceeds.  The  Mortgage  Loan has been  closed and the proceeds of the Mortgage  Loan have been fully  disbursed and there is no  requirement  for future advances thereunder, and any and all requirements as to completion of any on-site or off-site  improvement  and as to  disbursements  of any  escrow  funds  therefor  have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the  recording  of the  Mortgage  were paid,  and the  Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            Ownership.  The Company is the sole owner of record and holder of the  Mortgage
Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title  thereto,  and has full right to transfer and sell the  Mortgage  Loan therein to the
Purchaser free and clear of any encumbrance,  equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or  participation  of, or agreement with, any other party, to sell and assign each Mortgage
Loan pursuant to this Agreement;

            Doing  Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee,  assignee,  pledgee or otherwise, are (or, during the period in which they  held  and  disposed  of such  interest,  were)  (1) in  compliance  with  any and all applicable  licensing  requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such  state,  or (4) federal  savings and loan  associations  or national  banks  having principal offices in such state, or (5) not doing business in such state;

            LTV,  PMI  Policy.  Any  Mortgage  Loan  with an LTV over 80% has a PMI  Policy insuring,  as to payment  defaults,  the excess LTV over 71% (or such other  percentage  as stated in the related  Confirmation)  of the Appraised Value until the LTV of such Mortgage
Loan is reduced to 80%. All  provisions of such PMI Policy have been and are being complied with,  such policy is in full force and effect,  and all premiums due thereunder  have been paid. No action,  inaction, or event has occurred and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or defense to coverage.  Any Mortgage Loan subject to a PMI Policy  obligates the Mortgagor  thereunder to maintain the PMI Policy and to pay all premiums and charges in connection  therewith;  provided,  that, with respect to
LPMI Loans, the Company is obligated  thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection  therewith.  The Mortgage Interest Rate for the Mortgage
Loan as set forth on the Mortgage Loan Schedule is net of any  insurance  premium  excluded any premium for the LPMI Policy;

            Title  Insurance.  The  Mortgage  Loan is covered by either (i) an  attorney's opinion of title and  abstract of title the form and  substance of which is  acceptable  to mortgage  lending  institutions  making  mortgage  loans in the area  where the  Mortgaged
Property is located or (ii) an ALTA  lender's  title  insurance  policy or other  generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title  insurer  acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located,  insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the  Mortgage  Loan (or to the  extent  that a  Mortgage  Note  provides  for  negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or  unenforceability of the lien resulting from the provisions of the Mortgage  providing for adjustment in the Mortgage Interest Rate and Monthly Payment,  subject only to the exceptions  contained in clauses (1), (2) and (3)
of paragraph  (j) of this Section  3.02.  Where  required by state law or  regulation,  the
Mortgagor  has been given the  opportunity  to choose the carrier of the required  mortgage title insurance.  Additionally,  such lender's title insurance policy affirmatively insures ingress and egress,  and against  encroachments  by or upon the  Mortgaged  Property or any interest therein.  The Company is the sole insured of such lender's title insurance policy, and such lender's title  insurance  policy is in full force and effect and will be in force and effect upon the  consummation of the  transactions  contemplated by this Agreement.  No claims have been made under such lender's title  insurance  policy,  and no prior holder of the Mortgage,  including the Company,  has done, by act or omission,  anything  which would impair the coverage of such lender's title insurance policy including without  limitation, no unlawful fee, commission,  kickback or other unlawful  compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

            No Defaults.  There is no default,  breach,  violation or event of acceleration existing  under the Mortgage or the Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute a default,  breach,  violation  or event of  acceleration,  and  neither  the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

            No Mechanics'  Liens.  There are no mechanics' or similar liens or claims which have been filed for work,  labor or material (and no rights are outstanding  that under the law could give rise to such liens)  affecting the related  Mortgaged  Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            Location  of  Improvements;  No  Encroachments.  All  improvements  which  were considered in determining the Appraised  Value of the Mortgaged  Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement located on or being part of the  Mortgaged  Property  is in  violation  of any  applicable  zoning law or regulation;

            Origination;  Payment Terms.  The Mortgage Loan was originated by either i) the
Company, which is a FNMA-approved,  FHLMC-approved and HUD-approved mortgage banker, or ii)
an entity that is a FNMA-approved,  FHLMC-approved  and HUD-approved  mortgage banker, or a savings  and loan  association,  a savings  bank,  a  commercial  bank or  similar  banking institution which is supervised and examined by a Federal or state authority.  The interest rate on the  related  Mortgage  Note is  adjusted  annually  in the case of  Treasury  Rate
Mortgage Loans and LIBOR Mortgage Loans on each Interest Rate  Adjustment Date to equal the
Index plus the Gross  Margin,  subject to the Initial Rate Cap,  Periodic  Rate Cap and the
Lifetime  Mortgage  Interest  Rate Cap as set  forth in the  Mortgage  Note.  The  Mortgage
Interest Rate for a 5/1 ARM Mortgage Loan and a 3/1 ARM Mortgage Loan is adjusted  annually commencing  from and  after the  sixtieth  Monthly  Payment  and the  thirty-sixth  Monthly
Payment,  respectively,  in the same  manner as a  Treasury  Rate  Mortgage  Loan and LIBOR
Mortgage Loan, provided,  however, that the Periodic Rate Cap does not apply to the initial
Interest  Rate  Adjustment  Date for such 5/1 ARM Mortgage  Loan (the Initial Rate Cap does apply).  The Mortgage Note is payable each month in monthly  installments  of principal and interest,  with interest in arrears,  and requires Monthly Payments  sufficient to amortize the original  principal  balance of the Mortgage Loan over a term of no more than 30 years.
Each Convertible  Mortgage Loan contains a provision  whereby the Mortgagor is permitted to convert the Mortgage  Loan to a fixed-rate  mortgage loan at any time between the first and fifth anniversary of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

            Customary   Provisions.   The  Mortgage  contains  customary  and  enforceable
provisions such as to render the rights and remedies of the holder thereof adequate for the realization  against the  Mortgaged  Property  of the  benefits  of the  security  provided thereby,  including,  (i) in the  case of a  Mortgage  designated  as a deed of  trust,  by trustee's sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged  Property  pursuant to the proper procedures,  the holder of the Mortgage Loan will be able to deliver good and merchantable  title to the  Mortgaged  Property.  There is no homestead or other  exemption available  to a  Mortgagor  which  would  interfere  with the right to sell the  Mortgaged
Property at a trustee's sale or the right to foreclose the Mortgage;

            Conformance with  Underwriting  Guidelines.  The Mortgage Loan was underwritten in accordance with the Company's Underwriting Guidelines in effect at the time the Mortgage
Loan was originated.;

            Occupancy  of the  Mortgaged  Property.  As of the  related  Closing  Date  the
Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates  required to be made or issued with  respect to all  occupied  portions of the
Mortgaged  Property and,  with respect to the use and occupancy of the same,  including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the  appropriate  authorities.  The Mortgagor  represented  at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged  Property as the Mortgagor's primary residence;

            No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the  corresponding  Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

            Deeds of Trust.  In the  event  the  Mortgage  constitutes  a deed of trust,  a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the  Mortgage,  and no fees or expenses are or will become  payable  by the  Purchasers  to the  trustee  under  the deed of  trust,  except in connection with a trustee's sale after default by the Mortgagor;

            Acceptable  Investment.  The Company has no knowledge of any  circumstances  or conditions  with respect to the  Mortgage,  the  Mortgaged  Property,  the Mortgagor or the
Mortgagor's credit standing that can reasonably be expected to cause private  institutional investors to regard the Mortgage  Loan as an  unacceptable  investment,  cause the Mortgage
Loan to become  delinquent,  or adversely affect the value or marketability of the Mortgage
Loan;

            Delivery  of  Mortgage  Documents.   The  Mortgage  Note,  the  Mortgage,  the
Assignment  of Mortgage and any other  documents  required to be delivered for the Mortgage
Loan by the Company  under this  Agreement  as set forth in Exhibit C attached  hereto have been  delivered to the  Custodian.  The Company is in  possession  of a complete,  true and accurate  Mortgage  File in  compliance  with  Exhibit  B,  except for such  documents  the originals of which have been delivered to the Custodian;

            Condominiums/Planned  Unit  Developments.  If  the  Mortgaged  Property  is  a
condominium  unit or a planned  unit  development  (other  than a de minimus  planned  unit development)  such  condominium  or  planned  unit  development  project  meets  Company's
Underwriting Guidelines with respect to such condominium or planned unit development;

            Transfer of Mortgage  Loans.  The Assignment of Mortgage is in recordable  form and is acceptable for recording  under the laws of the  jurisdiction in which the Mortgaged
Property is located;

            Due  on  Sale.  The  Mortgage  contains  an  enforceable   provision  for  the
acceleration  of the payment of the unpaid  principal  balance of the Mortgage  Loan in the event that the Mortgaged Property is sold or transferred  without the prior written consent of the Mortgagor thereunder;

            No Buydown  Provisions;  No Graduated  Payments or  Contingent  Interests.  The
Mortgage Loan does not contain  provisions  pursuant to which Monthly  Payments are paid or partially paid with funds deposited in any separate account established by the Company, the
Mortgagor  or anyone  on behalf of the  Mortgagor,  or paid by any  source  other  than the
Mortgagor  nor does it contain any other similar  provisions  currently in effect which may constitute a "buydown"  provision.  The Mortgage Loan is not a graduated  payment  mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            Consolidation  of  Future  Advances.  Any  future  advances  made  prior to the related Cut-off Date have been consolidated  with the outstanding  principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and  single  repayment  term.  The lien of the  Mortgage  securing  the  consolidated principal  amount is expressly  insured as having first lien priority by a title  insurance policy, an endorsement to the policy insuring the mortgagee's  consolidated  interest or by other title evidence  acceptable to Fannie Mae and Freddie Mac. The consolidated  principal amount does not exceed the original principal amount of the Mortgage Loan;

            Mortgaged  Property  Undamaged.  There is no proceeding pending or, to the best of the  Company's  knowledge,  threatened  for the  total or  partial  condemnation  of the
Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement,  windstorm,  flood, tornado or other casualty so as to affect adversely the value of the  Mortgaged  Property  as  security  for the  Mortgage  Loan or the use for which the premises were intended; and

            Collection  Practices;   Escrow  Deposits.  The  origination,   servicing  and
collection  practices  used with respect to the Mortgage Loan have been in accordance  with
Accepted  Servicing  Practices,  and  have  been in all  respects  in  compliance  with all applicable laws and regulations.  With respect to escrow deposits and Escrow Payments,  all such  payments  are in the  possession  of the Company and there exist no  deficiencies  in connection  therewith for which customary  arrangements for repayment thereof have not been made.  All Escrow  Payments have been collected in full  compliance  with state and federal law. An escrow of funds is not prohibited by applicable law and has been  established in an amount  sufficient to pay for every item which  remains  unpaid and which has been assessed but is not yet due and payable.  No escrow  deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. All
Mortgage  Interest  Rate  adjustments  have been made in strict  compliance  with state and federal law and the terms of the related  Mortgage Note.  Any interest  required to be paid pursuant to state and local law has been properly paid and credited;

            Appraisal.  The Mortgage  File  contains an  appraisal of the related  Mortgage
Property  signed  prior to the  approval of the Mortgage  Loan  application  by a qualified appraiser,  duly appointed by the Company,  who had no interest,  direct or indirect in the
Mortgaged  Property or in any loan made on the security thereof;  and whose compensation is not affected by the approval or  disapproval  of the Mortgage  Loan,  and the appraisal and appraiser  both  satisfy the  requirements  of Fannie  Mae,  Freddie Mac or Title XI of the
Federal  Institutions  Reform,  Recovery,  and  Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            Soldiers' and Sailors' Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief  requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

            Environmental  Matters.  The Mortgaged  Property is free from any and all toxic or  hazardous  substances  and there  exists no  violation  of any local,  state or federal environmental law, rule or regulation. To the best of the Company's knowledge,  there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which  compliance with any  environmental  law, rule or regulation is an issue;
and to the best of the Company's  knowledge,  nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation  consisting a prerequisite to use and enjoyment of said property;

            No  Construction  Loans.  No Mortgage Loan was made in connection  with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

            Insurance.  The  Company has caused or will cause to be  performed  any and all acts  required  to  preserve  the rights and  remedies of the  Purchaser  in any  insurance policies  applicable to the Mortgage Loans  including,  without  limitation,  any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured,  joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction,  or event  has  occurred  and no state of fact  exists  or has  existed  that has resulted or will result in the exclusion from,  denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond,  irrespective  of the cause of such  failure  of  coverage.  In  connection  with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any  corporation  in which the
Company or any  officer,  director,  or employee  had a  financial  interest at the time of placement of such insurance;

            Regarding the  Mortgagor.  The Mortgagor is one or more natural  persons and/or trustees for an Illinois  land trust or a trustee  under a "living  trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts.

            Predatory Lending Regulations;  High Cost Loans. None of the Mortgage Loans are
classified as (a) "high cost" loans under the Home  Ownership and Equity  Protection Act of
1994 or (b) "high  cost,"  "threshold,"  or  "predatory"  loans under any other  applicable state, federal or local law.

            Simple Interest  Mortgage Loans. None of the Mortgage Loans are simple interest
Mortgage Loans.

             Single  Premium  Credit Life  Insurance.  None of the proceeds of the Mortgage
Loan were used to finance single-premium credit life insurance policies.

               Tax Service  Contract The Company has obtained a life of loan,  transferable real estate Tax Service  Contract on each  Mortgage  Loan and such  contract is  assignable without penalty, premium or cost to the Purchaser;

               Flood  Certification  Contract.  The  Company  has  obtained a life of loan, transferable flood certification  contract with a Approved Flood Certification Provider for each Mortgage Loan and such contract is assignable without penalty,  premium or cost to the
Purchaser;

               FICO Scores. Each Mortgage Loan has a non-zero FICO score;

            Prepayment  Fee. With respect to each  Mortgage Loan that has a prepayment  fee feature,  each such prepayment fee is enforceable and will be enforced by the Company,  and each prepayment penalty in permitted pursuant to federal,  state and local law. No Mortgage
Loan will impose a prepayment penalty for a term in excess of five years from the date such
Mortgage Loan was  originated.  Except as otherwise set forth in the related  Mortgage Loan
Schedule,  with  respect  to each  Mortgage  Loan that  contains  a  prepayment  fee,  such prepayment  fee is at least equal to the lesser of (A) the maximum amount  permitted  under applicable  law and (B) six months  interest at the related  Mortgage  Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

            Recordation.  Each  original  Mortgage  was  recorded  and,  except  for  those
Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original  Mortgage  (other than the assignment to the Purchaser)  have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

            Leaseholds. If the Mortgaged Property is subject to a ground lease or any other type of  leasehold  interest,  the ground  lease or other  leasehold  interest  exceeds the remaining term of the related Mortgage Loan.

            Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections
3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage
Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File.
Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the
Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a
"Breach"), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the
Company's knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser
(or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option and subject to Section 3.06, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage
Loans shall, at the Purchaser's option and subject to Section 3.06, be repurchased by the
Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such
Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted
Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the
Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the
Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the
Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a
Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified
Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the
Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified
Substitute Mortgage Loans in the month of substitution shall be retained by the Company.
For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a
Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage
Loans (after application of scheduled principal payments due in the month of substitution).
The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the
Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any
Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the
Company to the Purchaser, (ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

            Indemnification.

The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related any assertion based on, grounded upon resulting from a Breach of any of the
Company's representations and warranties contained herein. In addition to the obligations of the Company set forth in this Section 3.04, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.  The provisions of this Section 3.04 shall survive termination of this
Agreement.

It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

            Repurchase Upon Conversion.

      In the event  the  Mortgagor  under  any  Convertible  Mortgage  Loan  elects to convert said  Mortgage  Loan to a fixed rate  mortgage  loan, as provided in the related  Mortgage Note, then the Company shall  repurchase the related  Mortgage
      Loan in the month the  conversion  takes place and in the manner  prescribed  in
      Section 3.04 at the Repurchase Price.

            Restrictions and Requirements Applicable in the Event
                        that a Mortgage Loan is Acquired by a REMIC

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, the following provisions shall be applicable to such Mortgage
Loan:

            Repurchase of Mortgage Loans.

With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Subsection 3.03, 3.05, 3.07 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section
860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

            General Servicing Obligations.

The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the Company applies for an extension of such two-year period from the Internal
Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the
Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the
Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO
Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO
Property; provided, however, that any rent received or accrued with respect to such REO
Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Additional Covenants.

In addition to the provision set forth in this Section 3.06, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the
REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the
Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code)
unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such
REMIC status or result in the imposition of any such tax.

If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.

            Review of Mortgage Loans

From the related Closing Date until the date 15 days after the related Closing Date, the
Purchaser shall have the right to review the Mortgage Files and obtain BPOs and other property evaluations on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO or property evaluation reviews to be communicated to the Company for a period up to 15 days after the related Closing Date.
In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the
Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines, (ii)
the value of the Mortgaged Property pursuant to any BPO or property evaluation varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the
Mortgage Property or (B) the purchase price of the Mortgaged Property as of the date of origination (a "Value Issue"), (iii) the Mortgage Loan is underwritten without verification of the Borrower's income and assets and there is no credit report and credit score or (iv)
the Purchaser deems the Mortgage Loan not to be an acceptable credit risk. The Company shall repurchase the rejected Mortgage Loan in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan; provided, that, in the event that the Purchaser rejects a Mortgage Loan due to a Value Issue, the
Company may submit to the Purchaser an additional property evaluation for purposes of demonstrating that the Mortgage Loan does not have a Value Issue.  If the Purchaser and the
Company fail to resolve such Value Issue within two weeks of the Purchaser presenting such
Value Issue to the Company, then Company shall have the right to promptly (a) substitute such Mortgage Loan with a Qualified Substitute Mortgage Loan meeting all the terms hereof, or (b) repurchase such Mortgage Loan in the manner prescribed in Section 3.03.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement.  The Company shall make available all files required by Purchaser in order to complete its review, including capturing all CRA/HMDA required data fields.  Any review performed by the
Purchaser prior to the related Closing Date does not limit the Purchaser's rights or the
Company's obligations under this section. To the extent that the Purchaser's review discloses that the Mortgage Loans do not conform to the Underwriting Guidelines or the terms set forth in the Purchaser Price and Terms Letter, the Purchaser may in its sole discretion increase its due diligence review and obtain additional BPO's or other property evaluations.  The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.

                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

               Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage
   Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the
   Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap, Initial
   Rate Cap or Gross Margin of any Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the
   Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures
(including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the
Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the
Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the
Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans.
The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage
Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the
Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a
Mortgage Loan when the Subservicer has received such payment.

            Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to
Section 4.01 is not paid when the same becomes due and payable, or in the event the
Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with
Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of
90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the
Company shall notify the Purchaser in writing of the Company's intention to do so, and the
Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing
Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any
Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to
Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05)
or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the
Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the
Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the
Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the
Company shall be reimbursed for all Servicing Advances made with respect to the related
Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

            Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the
end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a
Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Countrywide Home Loans, Inc. in trust for EMC Mortgage
Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various
Mortgagors". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.
The creation of any Custodial Account shall be evidenced by a certification in the form of
Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the
Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related
Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI
Loan, in the amount of the LPMI Fee):

               all payments on account of principal on the  Mortgage  Loans,  including  all
      Principal Prepayments;

               all  payments on account of interest on the  Mortgage  Loans  adjusted to the
      Mortgage Loan Remittance Rate;

               all Liquidation Proceeds;

               all Insurance  Proceeds  including amounts required to be deposited  pursuant to Section 4.10, Section 4.11, Section 4.14 and Section 4.15;

               all Condemnation  Proceeds which are not applied to the restoration or repair of the  Mortgaged  Property or released to the  Mortgagor in  accordance  with Section
      4.14;

               any amount  required to be deposited  in the  Custodial  Account  pursuant to
      Section 4.01, 4.09, 5.03, 6.01 or 6.02;

               any amounts  payable in connection  with the  repurchase of any Mortgage Loan pursuant to Section  3.03,  3.05 or 3.07 and all amounts  required to be  deposited by the  Company in  connection  with a shortfall  in  principal  amount of any  Qualified
      Substitute Mortgage Loan pursuant to Section 3.03;

               with respect to each Principal  Prepayment in full or in part, the Prepayment
      Interest  Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Company's own funds, without  reimbursement  therefor up to a maximum amount  per  month of the  Servicing  Fee  actually  received  for such  month for the
      Mortgage Loans;

               any amounts  required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

               any amounts  received  with respect to or related to any REO Property and all
      REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

            Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

               to make payments to the  Purchaser in the amounts and in the manner  provided for in Section 5.01;

               to  reimburse  itself  for  Monthly  Advances  of the  Company's  funds  made pursuant to Section 5.03,  the Company's  right to reimburse  itself  pursuant to this subclause  (ii) being limited to amounts  received on the related  Mortgage Loan which represent  late  payments  of  principal  and/or  interest  respecting  which any such advance was made, it being  understood  that,  in the case of any such  reimbursement, the Company's  right  thereto shall be prior to the rights of Purchaser,  except that, where the Company is required to  repurchase a Mortgage Loan pursuant to Section 3.03,
      3.05, 3.07 or 6.02, the Company's right to such  reimbursement  shall be subsequent to the payment to the  Purchaser of the  Repurchase  Price  pursuant to such sections and all other amounts  required to be paid to the Purchaser  with respect to such Mortgage
      Loan;

               to reimburse itself for unreimbursed  Servicing Advances,  and for any unpaid
      Servicing  Fees, the Company's  right to reimburse  itself  pursuant to this subclause
      (iii)  with  respect  to any  Mortgage  Loan  being  limited  to  related  Liquidation
      Proceeds,  Condemnation Proceeds,  Insurance Proceeds and such other amounts as may be collected  by the Company from the  Mortgagor  or  otherwise  relating to the Mortgage
      Loan, it being understood that, in the case of any such  reimbursement,  the Company's right  thereto  shall be prior to the rights of Purchaser  except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03,  3.05,  3.07 or 6.02, in which case the  Company's  right to such  reimbursement  shall be subsequent to the payment to the  Purchasers of the  Repurchase  Price pursuant to such sections and all other  amounts  required to be paid to the  Purchasers  with respect to such  Mortgage
      Loan;

               to pay itself interest on funds deposited in the Custodial Account;

               to reimburse itself for expenses  incurred and reimbursable to it pursuant to
      Section 9.01;

               to pay any amount  required to be paid  pursuant to Section  4.16  related to any REO Property,  it being  understood  that in the case of any such  expenditure  or withdrawal  related to a particular  REO Property,  the amount of such  expenditure or withdrawal  from the  Custodial  Account shall be limited to amounts on deposit in the
      Custodial Account with respect to the related REO Property;

               to clear and  terminate the Custodial  Account upon the  termination  of this
      Agreement; and

               to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the
Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date.
The Company may use such withdrawn funds only for the purposes described in this Section
4.05.

            Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a
Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Countrywide Home Loans, Inc., in trust for the
EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit
E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

               all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the purpose of effecting  timely  payment of any such items as required under the terms of this Agreement; and

               all amounts  representing  Insurance Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

               to effect timely payments of ground rents, taxes,  assessments,  water rates, mortgage insurance premiums,  condominium charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

               to  reimburse  the Company  for any  Servicing  Advances  made by the Company pursuant  to Section  4.08 with  respect  to a related  Mortgage  Loan,  but only from amounts  received on the related  Mortgage Loan which  represent  late  collections of
      Escrow Payments thereunder;

               to refund to any  Mortgagor  any funds  found to be in excess of the  amounts required under the terms of the related Mortgage Loan;

               for  transfer  to  the  Custodial  Account  and  application  to  reduce  the principal  balance of the Mortgage  Loan in  accordance  with the terms of the related
      Mortgage and Mortgage Note;

               for  application  to  restoration  or repair  of the  Mortgaged  Property  in accordance with the procedures outlined in Section 4.14;

               to pay to the Company,  or any  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

               to  clear  and  terminate  the  Escrow  Account  on the  termination  of this
      Agreement; and

               to withdraw funds deposited in error.

            Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each
Mortgagor's faithful performance in the payment of same or the making of the Escrow
Payments, and the Company shall make advances from its own funds to effect such payments.

            Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different
Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the Purchaser a Custodial Account Certification or
Escrow Account Certification (as applicable) in the form of Exhibit D-1 or E-1 to this agreement.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the
Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible
Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial
Account or the Escrow Account, then such Eligible Investment may mature on such Remittance
Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible
Investment shall be for the benefit of the Company and may be withdrawn at any time by the
Company. Any losses incurred in respect of any such investment shall be deposited in the
Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

            Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If a Mortgaged Property is located in an area identified in the Federal Register by the
Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured)
and (ii) the maximum amount of insurance which is available under the Flood Disaster
Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae
Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the
Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related
Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said
Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the
Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the
Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged
Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies
(other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the
Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial
Account subject to withdrawal pursuant to Section 4.05.

            Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage
Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of
Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such
Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days'
prior written notice to such Purchaser.

            Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket
Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company
Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions
Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such
Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the
Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or
Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

            Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the
Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

            Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance
Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing
Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

               the  Company  shall  receive   satisfactory   independent   verification   of
      completion of repairs and issuance of any required approvals with respect thereto;

               the Company  shall take all steps  necessary  to preserve the priority of the lien of the Mortgage,  including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

               the Company shall verify that the Mortgage Loan is not in default; and

               pending  repairs  or  restoration,  the  Company  shall  place the  Insurance
      Proceeds or Condemnation Proceeds in the Custodial Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

            Maintenance of PMI and LPMI Policy; Claims.

(a) With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

(i)  with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the
Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the
Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

 (ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related
Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the
Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a
Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another
Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the
Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the
Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the
Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)   In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI
Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to
Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)   Purchaser, in its sole discretion, at any time, may (i) either obtain an additional
PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a
PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

            Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the
Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or
Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the
REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the
Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any
REO Property the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the
Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the
Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the
Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the
Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The
Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the
Company's efforts in connection with the sale of such REO Property and any rental of such
REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the
Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the
Purchaser a liquidation report with respect to such Mortgaged Property.

            Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

            Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage
Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the
Mortgage Interest Rate and the Monthly Payment adjustments.  The Company shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company, or the Purchaser that the
Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the
Purchaser thereby.

                                   PAYMENTS TO PURCHASER

            Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the
Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the
Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment
Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the
Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance
Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

            Statements to Purchaser.

Not later than the 10th day of each calendar month, the Company shall furnish to the
Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto electronic medium mutually acceptable to the parties as to  the preceding calendar month and the Due Period in the month of remittance

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.  Nothing in this
Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the REMIC Provisions.

            Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next Remittance
Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01.
The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage
Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

 In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable.  The Company shall promptly deliver an officer's certificate to the Purchaser upon determining that any advance is non-recoverable.  In the event that upon liquidation of the Mortgage Loan, the
Liquidation Proceeds are insufficient to reimburse the Company for any Monthly Advances, the Company shall notify the related Purchaser of such shortfall by registered mail with sufficient supporting documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

                                GENERAL SERVICING PROCEDURES

            Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged
Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage
Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such
"due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as
Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one percent (1.0%) of the outstanding principal balance of the related
Mortgage Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess one percent (1.0%) shall be deposited in the Custodial
Account for the benefit of the Purchaser. In connection with any such assumption or substitution of liability, neither the Mortgage Interest Rate borne by the related Mortgage
Note, the term of the Mortgage Loan, the Index, the Lifetime Mortgage Interest Rate Cap,
the Initial Rate Cap or the Gross Margin of any Mortgage Loan, nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

            Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in
Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase
Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and
Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such
Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, to the extent provided in
Section 6.01, and late payment charges and Prepayment Penalties, shall be retained by the
Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Company shall not waive, and shall not permit the waiver of, any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Company determines that such waiver would maximize recovery of Liquidations Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) (A) the enforeceability therefore is limited (1)
by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (B) the enforceability is otherwise limited or prohibited by applicable law.

            Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before May 31 each year beginning May 31,
2003, an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

            Annual Independent Public Accountants' Servicing Report.

On or before May 31st of each year beginning May 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American
Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

            Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                           AGENCY TRANSFER; PASS-THROUGH TRANSFER

            Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency
                        Transfer, or a Pass-Through Transfer on One or More Reconstitution
                        Dates.

The Purchaser and the Company agree that with respect to any Pass-Through Transfer, Whole
Loan Transfer or Agency Transfers, as applicable, the Company shall cooperate with the
Purchaser in effecting such transfers and shall negotiate in good faith and execute any
Reconstitution Agreement required to effectuate the foregoing; provided that, such
Reconstitution Agreement shall not materially increase the Company's obligations or liabilities hereunder, nor diminish any of the Company's rights, and provide to any master servicer or the trustee, as applicable, and/or the Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the
Purchaser, trustee or a master servicer shall reasonable request as to the related Mortgage
Loans.  Purchaser shall reimburse Company for any and all costs or expenses incurred by
Company (i) in obtaining "accountant comfort letters" with respect to information supplied in response to Purchaser requests, (ii) in connection with any due diligence performed in connection with a Pass-Through or Whole Loan Transfer or (iii) making the Mortgage Loan
Documents or Servicing Files available to parties participating in a Pass-Through or Whole
Loan Transfer, including without limitation, shipping costs.  Such information may be included in any disclosure document prepared in connection with the Pass-Through Transfer,
Whole Loan Transfer or Agency Transfer, as applicable; provided, however, that Company shall indemnify the Purchaser against any liability arising from any material omissions or misstatements in any information supplied by the Company and included in a disclosure document; and provided, further, that the Purchaser shall indemnify the Company against any liability arising from any information included in a disclosure document that was not supplied by the Company.  The Company shall execute any Reconstitution Agreements required within a reasonable period of time after receipt of such agreements which time shall be sufficient for the Company and the Company's counsel to review such agreements.  Company shall use its Best Efforts to complete such review within ten (10) Business Days after mutual agreement as to the terms thereof, but such time shall not exceed fifteen (15)
Business Days after mutual agreement as to the terms thereof.

The Company shall not be required to restate any representations and warranties as of the date of any Pass-Through Transfer, Whole Loan Transfer or Agency Transfers other than the representations and warranties set forth in Section 3.01 (provided, that the Company shall not be required to restate the representation and warranty set forth in Section 3.01(j)).

In the event of any Agency Transfer, Pass-Through or Whole Loan Transfer, the Company shall have no obligation to pay any custodial fees charged by the Agency.

            Purchaser's Repurchase and Indemnification Obligations.

Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution
Agreement or a request by Fannie Mae, Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an
Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of
Fannie Mae, Freddie Mac, or the trustee related to such deficiencies of the related
Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through
Transfer with respect to which the Company has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the
Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, or the trustee in any Reconstitution Agreement and not due to a breach of the Company's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the
Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae,
Freddie Mac, or the trustee, including, but not limited to, reasonable and necessary attorneys' fees.

At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, or the trustee with respect to the repurchased Mortgage Loan pursuant to the related
Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the related Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the
Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement.

                                    COMPANY TO COOPERATE

            Provision of Information.

During the term of this Agreement and provided such request will cause the Company to violate any applicable law or statute, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Purchaser shall pay any costs related to any special reports.

The Company shall execute and deliver all such instruments and take all such action as the
Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

            Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a
Consolidated Statement of Condition at the end of the last two fiscal years covered by such
Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.  Unless requested the Purchaser, the
Company shall not be required to deliver any documents which are publicly available on
EDGAR.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this
Agreement.

                                        THE COMPANY

            Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the
Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to
Section 7.01, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any
Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie
Mac, or the trustee with respect to any claim made by a third party with respect to any
Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree in the amount of
$5,000 or less, which may be entered against it or the Purchaser in respect of such claim.
The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the
Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

            Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i)
having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the
FDIC through the BIF or the SAIF, and (iii) which is a Fannie Mae-approved company in good standing.

            Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this
Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The
Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

            Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser; provided, however, that the
Company may assign its right and obligations hereunder to any entity that is directly or indirectly owned or controlled by the Company and the Company guarantees the performance by such entity of all obligations hereunder.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which
Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the
Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                          DEFAULT

            Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

               any failure by the Company to remit to the Purchaser any payment  required to be made under the terms of this Agreement which  continues  unremedied for a period of three days after the date upon which  written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

               failure by the  Company  duly to observe or perform in any  material  respect any other of the  covenants or agreements on the part of the Company set forth in this
      Agreement which  continues  unremedied for a period of 30 days after the date on which written  notice of such failure,  requiring  the same to be remedied,  shall have been given to the Company by the Purchaser; or

               failure  by the  Company  to  maintain  its  license  to do  business  in any jurisdiction  where the Mortgage  Property is located if such license is necessary for the Company to legally service the related Mortgage Loan; or

               a decree  or  order of a court or  agency  or  supervisory  authority  having jurisdiction  for the  appointment  of a conservator  or receiver or liquidator in any insolvency,  readjustment  of debt,  including  bankruptcy,  marshaling  of assets and liabilities  or similar  proceedings,  or for the  winding-up  or  liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               the Company shall consent to the  appointment of a conservator or receiver or liquidator  in  any  insolvency,  readjustment  of  debt,  marshaling  of  assets  and liabilities or similar  proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

               the Company shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take  advantage of any  applicable  insolvency, bankruptcy  or  reorganization  statute,  make an  assignment  for the  benefit of its creditors,  voluntarily  suspend  payment  of its  obligations  or  cease  its  normal business operations for three Business Days; or

               the  Company  ceases to meet the  qualifications  of a Fannie  Mae  lender or servicer; or

               the Company fails to maintain a minimum net worth of $25,000,000; or

               the Company attempts to assign its right to servicing  compensation hereunder or the Company  attempts,  without the consent of the Purchaser,  to sell or otherwise dispose  of all or  substantially  all of its  property  or assets  or to assign  this
      Agreement  or the  servicing  responsibilities  hereunder  or to  delegate  its duties hereunder  or any  portion  thereof  (to other than a  Subservicer)  in  violation  of
      Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this
Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage
Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

            Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                        TERMINATION

            Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

            Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination
Fee in an amount equal to 2.0% of the outstanding principal balance of the terminated
Mortgage Loans as of the date of such termination.

                                  MISCELLANEOUS PROVISIONS

            Successor to Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.
In the event that the Company's duties, responsibilities and liabilities under this
Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this
Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the
Purchaser under Sections 3.03, 3.04, 3.05 and 3.07, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.07 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the
Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the
Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to
Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial
Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the
Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

            Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.
This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the
Purchaser.

            Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

               if to the Company:

                  Countrywide Home Loans, Inc.,
                  4500 Park Grenada
                  Calabasas, CA 91302
                  Attention: David Spector

      or such other  address as may  hereafter be  furnished to the  Purchaser in writing by the Company;

               if to Purchaser:
                  EMC Mortgage Corporation

                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75014-1358
                  Attention:  Ralene Ruyle

            Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

            Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the
Company and the Purchaser and their respective successors and assigns.

            Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

            Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and
Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the
Purchaser as assignor shall be released from all obligations hereunder with respect to such
Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

            No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Company may solicit any Mortgagor for whom the Company has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the
Company or any of its affiliates which (i) concern optional insurance products or other additional projects, (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, (iii) are directed to mortgagors who have a specific type of mortgage (i.e., balloon Mortgage Loans, LIBOR Mortgage Loans, etc.) or (iv) directed to those mortgagors whose mortgages fall within specific interest rate ranges shall not constitute solicitation under this Section 12.11 nor is the Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a
Mortgagor.  Notwithstanding the foregoing, the following solicitations, if undertaken by the Company or any affiliate of the Company, shall not be prohibited under this Section
12.11: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to
Mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       EMC MORTGAGE CORPORATION

                                       By: ___________________________________

                                       Name: Ralene Ruyle

                                       Title:   President

                                       COUNTRYWIDE HOME LOANS, INC.

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF __________    )

On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of EMC Mortgage Corporation,
the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

______________________________________________________________________________
                                       Notary Public

                                       My Commission expires _________________

STATE OF                )
                        ) ss.:
COUNTY OF __________    )

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc. the
corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

______________________________________________________________________________
                                       Notary Public

                                       My Commission expires _________________

                                            A-1

                                         EXHIBIT A

                                   MORTGAGE LOAN SCHEDULE

                                            B-3

                                            B-1

                                         EXHIBIT B

                               CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective
Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Seller's Warranties and Servicing
Agreement to which this Exhibit is attached (the "Agreement"):
ARTICLE I___The original Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the  order of  _________  without  recourse"  and  signed  in the name of the
            Company  by an  authorized  officer  (in the event  that the  Mortgage  Loan was acquired  by the Company in a merger,  the  signature  must be in the  following
            form:   "Countrywide  Home  Loans,  Inc.,   successor  by  merger  to  [name  of
            predecessor]";  and  in the  event  that  the  Mortgage  Loan  was  acquired  or originated  by  the  Company  while  doing  business  under  another  name,  the signature  must  be in  the  following  form:  "Countrywide  Home  Loans,  Inc., formerly known as [previous name]").
ARTICLE II  The original of any guarantee  executed in connection with the Mortgage Note (if any).
ARTICLE III The original  Mortgage,  with  evidence of recording  thereon.  If in connection with any Mortgage  Loan, the Company cannot deliver or cause to be delivered the original  Mortgage with evidence of recording thereon on or prior to the related
            Closing  Date  because of a delay  caused by the public  recording  office where such Mortgage has been  delivered for  recordation  or because such Mortgage has been lost or because such public recording office retains the original  recorded
            Mortgage,  the Company shall deliver or cause to be delivered to the  Custodian, a photocopy of such  Mortgage,  together  with (i) in the case of a delay caused by the public recording office, an Officer's  Certificate of the Company stating that such  Mortgage has been  dispatched  to the  appropriate  public  recording office for  recordation  and that the  original  recorded  Mortgage or a copy of such  Mortgage  certified  by such  public  recording  office  to be a true  and complete copy of the original  recorded  Mortgage will be promptly  delivered to the  Custodian  upon receipt  thereof by the  Company;  or (ii) in the case of a
            Mortgage where a public recording office retains the original  recorded Mortgage or in the case where a Mortgage is lost after  recordation in a public recording office, a copy of such Mortgage  certified by such public recording office or by the title  insurance  company  that  issued  the  title  policy to be a true and complete copy of the original recorded Mortgage.
ARTICLE IV  The  originals  of all  assumption,  modification,  consolidation  or  extension agreements, with evidence of recording thereon.
ARTICLE V   The  original  Assignment  of  Mortgage  for  each  Mortgage  Loan,  in form and substance  acceptable  for recording,  delivered in blank.  If the Mortgage Loan was  acquired by the Company in a merger,  the  Assignment  of Mortgage  must be made by  "Countrywide  Home  Loans,  Inc.,  successor  by  merger  to  [name  of predecessor]."  If the Mortgage  Loan was acquired or  originated by the Company while doing  business  under another name, the Assignment of Mortgage must be by
            "Countrywide Home Loans, Inc., formerly known as [previous name]."
ARTICLE VI  Originals  of all  intervening  assignments  of the  Mortgage  with  evidence of recording thereon,  or if any such intervening  assignment has not been returned from  the  applicable  recording  office  or has  been  lost or if  such  public recording  office retains the original  recorded  assignments  of mortgage,  the
            Company shall deliver or cause to be delivered to the Custodian,  a photocopy of such intervening assignment,  together with (i) in the case of a delay caused by the public  recording  office,  an Officer's  Certificate of the Company stating that  such  intervening  assignment  of  mortgage  has  been  dispatched  to the appropriate  public  recording  office for  recordation  and that such  original recorded  intervening  assignment  of  mortgage  or a copy of  such  intervening assignment of mortgage  certified by the appropriate  public recording office or by the title  insurance  company  that issued the title  policy to be a true and complete copy of the original recorded  intervening  assignment of mortgage will be promptly  delivered to the Custodian upon receipt thereof by the Company;  or
            (ii) in the case of an intervening  assignment  where a public  recording office retains the original  recorded  intervening  assignment  or in the case where an intervening  assignment is lost after  recordation in a public recording office, a copy of such intervening  assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.
ARTICLE VII The original  mortgagee policy of title insurance or attorney's opinion of title and abstract of title.
ARTICLE VIII      Any  security  agreement,  chattel  mortgage  or  equivalent  executed  in connection with the Mortgage.
ARTICLE IX  The original  hazard  insurance  policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.
ARTICLE X   Residential loan application.
ARTICLE XI  Mortgage Loan closing statement.
ARTICLE XII Verification of employment and income.
ARTICLE XIII      Verification of acceptable evidence of source and amount of downpayment.
ARTICLE XIV Credit report on the Mortgagor.
ARTICLE XV  Residential appraisal report.
ARTICLE XVI Photograph of the Mortgaged Property.
ARTICLE XVII      Survey of the Mortgaged Property.
ARTICLE XVIII     Copy  of each  instrument  necessary  to  complete  identification  of any exception set forth in the exception schedule in the title policy,  i.e., map or plat, restrictions,  easements, sewer agreements, home association declarations, etc.
ARTICLE XIX All required disclosure statements.
ARTICLE XX  If available,  termite report,  structural  engineer's report,  water potability and septic certification.
ARTICLE XXI Sales contract.
ARTICLE XXII      Tax receipts,  insurance premium receipts,  ledger sheets, payment history from date of  origination,  insurance claim files,  correspondence,  current and historical  computerized data files, and all other processing,  underwriting and closing  papers and records which are  customarily  contained in a mortgage loan file and which are  required to  document  the  Mortgage  Loan or to service the
            Mortgage Loan.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the
Company shall deliver to the Custodian, within 180 days of the related Closing Date, an
Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and
(iv) specify the date the applicable recorded document will be delivered to the Custodian.
The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                           C-4-1
                                         EXHIBIT C

                                  MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Seller's
Warranties and Servicing Agreement to which this Exhibit is annexed (the "Agreement"):
1.    the original Mortgage Note bearing all intervening endorsements,  endorsed "Pay to the order  of  ___________,  without  recourse"  and  signed  in the name of the  Company  by an authorized  officer.  To the extent that there is no room on the face of the  Mortgage  Note for  endorsements,  the endorsement may be contained on an allonge,  if state law so allows.
If the Mortgage  Loan was acquired by the Company in a merger,  the  endorsement  must be by
"Countrywide  Home  Loans,  Inc.,  successor  by  merger to [name of  predecessor]."  If the
Mortgage Loan was acquired or originated by the Company while doing  business  under another name, the endorsement must be by "Countrywide Home Loans, Inc.,  formerly known as [previous name]";
2.    the original of any guarantee executed in connection with the Mortgage Note;
3.    the original  Mortgage with evidence of recording  thereon,  and the original recorded power of  attorney,  if the Mortgage  was  executed  pursuant to a power of  attorney,  with evidence of recording thereon;
4.    the originals of all assumption, modification,  consolidation or extension agreements, with evidence of recording thereon;
5.    the original  Assignment  of Mortgage for each  Mortgage  Loan,  in form and substance acceptable  for  recording,  delivered in blank,  or the original  Assignment of Mortgage in recordable  form into MERS.  If the  Mortgage  Loan was acquired by the Company in a merger, the  Assignment  of Mortgage must be made by  "Countrywide  Home Loans,  Inc.,  successor by merger to [name of  predecessor]."  If the Mortgage  Loan was acquired or  originated by the
Company  while doing  business  under another  name,  the  Assignment of Mortgage must be by
"Countrywide Home Loans, Inc., formerly known as [previous name];"
6.    the originals of all  intervening  assignments  of mortgage with evidence of recording thereon, including warehousing assignments, if any;
7.    the original mortgagee title insurance policy;
8.    such other documents as the Purchaser may require.

                                           D-1-1

                                        EXHIBIT D-1

                              CUSTODIAL ACCOUNT CERTIFICATION

                                                                 _____________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller's Warranties and
Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage
Loans.

Title of Account: Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:   _______________

Address of office or branch
of the Company at
which Account is maintained:

                                       Countrywide Home Loans, Inc.

                                       Company

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                           D-2-1

                                        EXHIBIT D-2

                             CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                     _________________, 200_

To:   _________________________________

_______________________________________

_______________________________________
      (the "Depository")

As Company under the Seller's Warranties and Servicing Agreement, dated as of September 1,
2002, Residential Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the
Agreement, to be designated as "[Servicer] in trust for the Purchaser - Residential
Adjustable Rate Mortgage Loans."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                       [COUNTRYWIDE HOME LOANS, INC.]

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                       Date:__________________________________

                                           D-2-2

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated
above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance
Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance
Fund ("SAIF").

______________________________________________________________________________
                                       Depository

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                       Date:__________________________________

                                           E-1-1

                                        EXHIBIT E-1

                                ESCROW ACCOUNT CERTIFICATION

                                                                    __________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller's Warranties and
Servicing Agreement, dated as of September 1, 2002, Residential Adjustable Rate Mortgage
Loans.

Title of Account:_"Countrywide Home Loans, Inc. in trust for the Purchaser and various
Mortgagors."

Account Number:__________________

Address of office or branch
of the Company at
which Account is maintained:

                                       [COUNTRYWIDE HOME LOANS, INC.]

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                           E-2-2

                                        EXHIBIT E-2

                              ESCROW ACCOUNT LETTER AGREEMENT

                                                                   ___________________, 200_

To:   _________________________________

_______________________________________

_______________________________________
      (the "Depository")

As Company under the Seller's Warranties and Servicing Agreement, dated as of September 1,
2002 Residential Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the
Agreement, to be designated as "[Servicer], in trust for the Purchaser - Residential
Adjustable Rate Mortgage Loans."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                       [COUNTRYWIDE HOME LOANS, INC.]

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                       Date:__________________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance
Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance
Fund ("SAIF").

______________________________________________________________________________
                                       Depository

                                       By: ___________________________________

                                       Name: _________________________________

                                       Title: ________________________________

                                       Date:__________________________________

                                            F-1

                                         EXHIBIT F

                                 MONTHLY REMITTANCE ADVICE

                                            G-1

                                         EXHIBIT G

                                 ASSIGNMENT AND ASSUMPTION

                                                                     _________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a
___________________ corporation having an office at __________________ ("Assignor") and
_________________________________, a __________________ corporation having an office at
__________________ ("Assignee"):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
I.    The Assignor hereby grants,  transfers and assigns to Assignee all of the right, title and interest of Assignor,  as purchaser,  in, to and under that certain Seller's  Warranties
and  Servicing  Agreement,   Residential  Adjustable  Rate  Mortgage  Loans  (the  "Seller's
Warranties  and  Servicing  Agreement"),  dated as of September 1, 2002,  by and between EMC
Mortgage  Corporation (the  "Purchaser"),  and Countrywide Home Loans, Inc. (the "Company"),
and the Mortgage Loans delivered thereunder by the Company to the Assignor.
II.   The Assignor warrants and represents to, and covenants with, the Assignee that:
a.    The  Assignor  is the  lawful  owner of the  Mortgage  Loans  with  the full  right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;
b.    The  Assignor  has not  received  notice of,  and has no  knowledge  of, any  offsets, counterclaims  or other  defenses  available  to the Company  with  respect to the  Seller's
Warranties and Servicing Agreement or the Mortgage Loans;
c.    The Assignor has not waived or agreed to any waiver under,  or agreed to any amendment or other  modification of, the Seller's  Warranties and Servicing  Agreement,  the Custodial
Agreement or the Mortgage Loans,  including without limitation the transfer of the servicing obligations  under the Seller's  Warranties  and  Servicing  Agreement.  The Assignor has no
knowledge  of, and has not  received  notice of, any waivers  under or  amendments  or other modifications  of, or assignments of rights or obligations  under,  the Seller's  Warranties and Servicing Agreement or the Mortgage Loans; and
d.    Neither  the  Assignor  nor  anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or  otherwise  disposed of the Mortgage  Loans,  any interest in the Mortgage
Loans or any other similar  security to, or solicited any offer to buy or accept a transfer, pledge or other  disposition  of the Mortgage  Loans,  any interest in the Mortgage Loans or any other similar  security from, or otherwise  approached or negotiated with respect to the
Mortgage Loans,  any interest in the Mortgage Loans or any other similar  security with, any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any other action which would constitute a distribution of the
Mortgage  Loans under the  Securities  Act of 1933 (the "33 Act") or which would  render the disposition  of the  Mortgage  Loans  a  violation  of  Section  5 of the 33 Act or  require registration pursuant thereto.
III.  The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company that:
e.    The Assignee  agrees to be bound,  as  Purchaser,  by all of the terms,  covenants and conditions of the Seller's  Warranties and Servicing  Agreement,  the Mortgage Loans and the
Custodial  Agreement,  and from and after the date  hereof,  the  Assignee  assumes  for the benefit  of each of the  Company  and the  Assignor  all of the  Assignor's  obligations  as
Purchaser thereunder;
f.    The Assignee  understands  that the Mortgage Loans have not been registered  under the
33 Act or the securities laws of any state;
g.    The purchase  price being paid by the Assignee for the Mortgage Loans are in excess of
$250,000 and will be paid by cash  remittance of the full  purchase  price within 60 days of the sale;
h.    The Assignee is acquiring the Mortgage  Loans for  investment for its own account only and not for any other  person.  In this  connection,  neither  the  Assignee  nor any Person authorized  to act  therefor  has  offered  the  Mortgage  Loans  by  means  of any  general advertising  or general  solicitation  within the meaning of Rule 502(c) of U.S.  Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;
i.    The Assignee  considers  itself a substantial,  sophisticated  institutional  investor having such  knowledge and  experience in financial and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;
j.    The Assignee has been  furnished  with all  information  regarding the Mortgage  Loans that it has requested from the Assignor or the Company;
k.    Neither  the  Assignee  nor  anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or  otherwise  disposed of the Mortgage  Loans,  any interest in the Mortgage
Loans or any other similar  security to, or solicited any offer to buy or accept a transfer, pledge or other  disposition  of the Mortgage  Loans,  any interest in the Mortgage Loans or any other similar  security from, or otherwise  approached or negotiated with respect to the
Mortgage Loans,  any interest in the Mortgage Loans or any other similar  security with, any person in any manner which would  constitute a distribution  of the Mortgage Loans under the
33 Act or which would render the  disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or  require  registration  pursuant  thereto,  nor  will  it  act,  nor has it authorized  or will it  authorize  any person to act,  in such  manner  with  respect to the
Mortgage Loans; and
l.    Either:  (1) the Assignee is not an employee  benefit plan ("Plan") within the meaning of  section  3(3) of the  Employee  Retirement  Income  Security  Act of  1974,  as  amended
("ERISA") or a plan (also "Plan")  within the meaning of section  4975(e)(1) of the Internal
Revenue Code of 1986  ("Code"),  and the Assignee is not directly or  indirectly  purchasing the Mortgage Loans on behalf of,  investment  manager of, as named  fiduciary of, as Trustee of, or with assets of, a Plan;  or (2) the  Assignee's  purchase of the Mortgage  Loans will not result in a  prohibited  transaction  under  section 406 of ERISA or section 4975 of the
Code.
m.    The Assignee's address for purposes of all notices and  correspondence  related to the
Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

            Attention:

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement are:

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

____________________________________     ____________________________________
Assignor                                 Assignee
By:_________________________________     By: ________________________________

Its:________________________________     Its: _______________________________

                                            G-1

                                         EXHIBIT H

                                  UNDERWRITING GUIDELINES

                                             17
                                                                           EXECUTION VERSION

                                         EXHIBIT I

                                  ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, EMC Mortgage Corporation, (the "Purchaser") as the
Purchaser under that certain Seller's Warranties and Servicing Agreement dated as of
September 1, 2002, (the "Agreement"), does hereby contract with Countrywide Home Loans Inc.
(the "Company") as Company under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto. The
Company hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the related Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the
Agreement have been or shall be delivered to the Company by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the related
Closing Date shall be ___________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts.
Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              PURCHASER:
                              EMC MORTGAGE CORPORATION

                              By:
                              Name:
                              Title:

                               SELLER:
                              COUNTRYWIDE HOME LOANS, INC.

                              By:
                              Name:
                              Title:

                                      AMENDMENT REG AB
                TO THE MASTER MORTGAGE LOAN PURCHASEAND SERVICING AGREEMENT

            This is Amendment Reg AB ("Amendment  Reg AB"),  dated as of January 1, 2006, by and between EMC Mortgage  Corporation (the  "Purchaser"),  and Countrywide Home Loans,  Inc.
(the "Company") to that certain  Seller's  Warranties and Servicing  Agreement]  dated as of
September  1, 2002 by and between the Company and the  Purchaser  (as  amended,  modified or supplemented, the "Existing Agreement").

W I T N E S S E T H

            WHEREAS,  the Company and the  Purchaser  have agreed,  subject to the terms and conditions  of this  Amendment  Reg AB that the  Existing  Agreement  be  amended to reflect agreed upon revisions to the terms of the Existing Agreement.

            Accordingly,  the Company and the Purchaser  hereby agree, in  consideration  of the mutual premises and mutual obligations set forth herein,  that the Existing Agreement is hereby amended as follows:

1.    Capitalized  terms used herein but not  otherwise  defined shall have the meanings set forth in the  Existing  Agreement.  The Existing  Agreement is hereby  amended by adding the following definitions in their proper alphabetical order:

      Commission:  The United States Securities and Exchange Commission.

      Company Information:  As defined in Section 2(g)(i)(A)(1).

      Depositor:  The  depositor,  as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Master  Servicer:  With  respect  to  any  Securitization  Transaction,   the  "master
servicer," if any, identified in the related transaction documents.

      Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following  conditions are  satisfied:  (i) such Mortgage Loans were either
(x)  originated  pursuant  to  an  agreement  between  the  Company  and  such  Person  that contemplated  that such Person would  underwrite  mortgage loans from time to time, for sale to the  Company,  in  accordance  with  underwriting  guidelines  designated  by the Company
("Designated  Guidelines")  or guidelines  that do not vary  materially from such Designated
Guidelines or (y) individually  re-underwritten by the Company to the Designated  Guidelines at the  time  such  Mortgage  Loans  were  acquired  by the  Company;  (ii)  either  (x) the
Designated  Guidelines  were, at the time such Mortgage Loans were  originated,  used by the
Company in  origination  of mortgage  loans of the same type as the  Mortgage  Loans for the
Company's  own account or (y) the  Designated  Guidelines  were,  at the time such  Mortgage
Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in  originating  mortgage  loans to be  purchased  by the  Company;  and (iii)  the  Company employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase  or post-purchase  quality assurance procedures (which may involve,  among other things,  review of a sample  of  mortgage  loans  purchased  during a  particular  time  period  or  through particular  channels)  designed  to ensure  that  either  Persons  from  which it  purchased mortgage loans properly applied the underwriting  criteria  designated by the Company or the
Mortgage Loans purchased by the Company substantially comply with the Designated Guidelines.

      Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

      Reconstitution  Agreement:  An agreement or agreements entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution  with respect to any or all of the Mortgage Loans serviced under the Agreement.

      Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.
§§229.1100-229.1123,  as  such  may be  amended  from  time to  time,  and  subject  to such clarification  and  interpretation  as have been provided by the  Commission in the adopting release  (Asset-Backed  Securities,  Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506,
1,531  (Jan.  7,  2005)) or by the staff of the  Commission,  or as may be  provided  by the
Commission or its staff from time to time.

      Securities Act:  The Securities Act of 1933, as amended.

      Securitization  Transaction:  Any  transaction  subject  to  Regulation  AB  involving either  (1) a sale or  other  transfer  of some or all of the  Mortgage  Loans  directly  or indirectly to an issuing entity in connection  with an issuance of publicly  offered,  rated or unrated  mortgage-backed  securities  or (2) an issuance of  publicly  offered,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Servicer:  As defined in Section 2(c)(iii).

      Servicing Criteria:  The "servicing  criteria" set forth in Item 1122(d) of Regulation
AB, as such may be amended from time to time.

      Static  Pool  Information:  Static  pool  information  as  described  in Item  1105 of
Regulation AB.

      Subcontractor:  Any vendor,  subcontractor or other Person that is not responsible for the  overall  servicing  (as  "servicing"  is commonly  understood  by  participants  in the mortgage-backed  securities  market) of Mortgage  Loans but  performs  one or more  discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

      Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any
Subservicer  and  is  responsible  for  the   performance   (whether   directly  or  through
Subservicers  or  Subcontractors)  of  a  substantial  portion  of  the  material  servicing
functions   required  to  be  performed  by  the  Company   under  this   Agreement  or  any
Reconstitution  Agreement that are  identified in Item 1122(d) of Regulation  AB;  provided, however,  that the term  "Subservicer"  shall not include any master servicer other than the
Company,  or any  special  servicer  engaged at the  request of a  Depositor,  Purchaser  or investor in a Securitization  Transaction,  nor any "back-up servicer" or trustee performing servicing  functions on behalf of a Securitization  Transaction  engaged at the request of a
Depositor, Purchaser, or investor in a Securitization Transaction.

      Third-Party  Originator:  Each  Person,  other than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

      Whole  Loan  Transfer:  Any sale or  transfer  of some or all of the  Mortgage  Loans, other than a Securitization Transaction.

2.    The Purchaser and the Company agree that the Existing  Agreement is hereby  amended by adding the following provisions:

      (a)   Intent of the Parties; Reasonableness.

      The Purchaser and the Company  acknowledge  and agree that the purpose of Article 2 of this  Agreement is to facilitate  compliance  by the  Purchaser  and any Depositor  with the provisions of Regulation AB and related rules and  regulations  of the  Commission.  Neither the Purchaser nor any Depositor shall exercise its right to request  delivery of information or other  performance under these provisions other than in good faith, or for purposes other than  compliance  with the Securities Act, the Exchange Act and the rules and regulations of the  Commission  thereunder.  Although  Regulation  AB is  applicable  by its terms  only to offerings of  asset-backed  securities  that are registered  under the  Securities  Act, the parties  acknowledges  that investors in privately  offered  securities may require that the
Purchaser or any Depositor  provide  comparable  disclosure in unregistered  offerings.  The parties  agree  over time to  negotiate  in good  faith with  respect  to the  provision  of comparable  disclosure in private offerings.  The Company  acknowledges that interpretations of the  requirements  of  Regulation  AB may change over time,  whether due to  interpretive guidance  provided by the  Commission or its staff.  The Company agrees to negotiate in good faith with the  Purchaser  or any  Depositor  with  regard to any  reasonable  requests  for delivery of information under these provisions on the basis of evolving  interpretations  of
Regulation  AB.  In  connection  with any  Securitization  Transaction,  the  Company  shall cooperate  fully  with the  Purchaser  to  deliver to the  Purchaser  (including  any of its assignees or designees) and any Depositor, any and all statements, reports,  certifications, records and any other  information  necessary to permit the  Purchaser or such  Depositor to comply with the provisions of Regulation AB, together with such disclosures  relating to the
Company,  and any parties or items  identified in writing by the Purchaser,  including,  any
Subservicer,  any  Third-Party  Originator and the Mortgage  Loans,  or the servicing of the
Mortgage  Loans  necessary  in  order to  effect  such  compliance,  in the  Purchaser's  or
Depositor's reasonable determination.

      The Purchaser  agrees that it will cooperate  with the Company and provide  sufficient
and  timely  notice  of  any  information   requirements   pertaining  to  a  Securitization
Transaction.  The  Purchaser  will  make  all  reasonable  efforts  to  limit  requests  for information,  reports or any other materials to items the Purchaser  reasonably  believes is required for compliance with Regulation AB, and shall not request  information  which is not required for such compliance.

      (b)   Additional Representations and Warranties of the Company.

            (i)   The  Company  shall be deemed to  represent  to the  Purchaser  and to any
      Depositor,  as of the date on which  information is first provided to the Purchaser or any  Depositor  under  Section  2(c)  that,  except as  disclosed  in  writing  to the
      Purchaser or such  Depositor  prior to such date: (i) the Company is not aware and has not  received  notice  that any  default,  early  amortization  or  other  performance triggering  event  has  occurred  as to any  other  securitization  due to any  act or failure to act of the Company;  (ii) the Company has not been  terminated  as servicer in a residential  mortgage loan  securitization,  either due to a servicing default or to  application  of a  servicing  performance  test  or  trigger;  (iii)  no  material
      noncompliance   with  the  applicable   servicing   criteria  with  respect  to  other
      securitizations  of residential  mortgage loans  involving the Company as servicer has been disclosed or reported by the Company;  (iv) no material  changes to the Company's policies or procedures  with respect to the  servicing  function it will perform under this Agreement and any  Reconstitution  Agreement for mortgage loans of a type similar to  the  Mortgage  Loans  have  occurred  during  the  three-year  period  immediately preceding  the  related  Securitization  Transaction;  (v) there are no aspects of the
      Company's  financial  condition  that  could  have a  material  adverse  effect on the performance  by the Company of its servicing  obligations  under this Agreement or any
      Reconstitution   Agreement;   (vi)  there  are  no  material  legal  or   governmental
      proceedings  pending  (or  known  to  be  contemplated)   against  the  Company,   any
      Subservicer  or any  Third-Party  Originator;  and (vii)  there  are no  affiliations, relationships  or  transactions  relating  to  the  Company,  any  Subservicer  or any
      Third-Party  Originator with respect to any  Securitization  Transaction and any party thereto  identified  by the  related  Depositor  of a type  described  in Item 1119 of
      Regulation AB.

            (ii)  If so requested by the  Purchaser or any  Depositor on any date  following the date on which  information  is first  provided to the  Purchaser or any  Depositor under Section 2(c),  the Company  shall,  within five  Business  Days  following  such request,  confirm in writing the accuracy of the  representations  and  warranties set forth in paragraph (i) of this Section or, if any such  representation and warranty is not accurate as of the date of such request,  provide reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

      (c)   Information to Be Provided by the Company.

      In connection  with any  Securitization  Transaction the Company shall (1) within five
Business Days following request by the Purchaser or any Depositor,  provide to the Purchaser and  such  Depositor  (or,  as  applicable,  cause  each  Third-Party  Originator  and  each
Subservicer to provide),  in writing reasonably  required for compliance with Regulation AB, the  information  and materials  specified in paragraphs  (i), (ii),  (iii) and (vi) of this
Section 2(c),  and (2) as promptly as  practicable  following  notice to or discovery by the
Company,  provide to the Purchaser  and any  Depositor  (as required by  Regulation  AB) the information specified in paragraph (iv) of this Section.

            (i)   If so  requested  by the  Purchaser or any  Depositor,  the Company  shall provide such  information  regarding  (x) the Company,  as  originator of the Mortgage
      Loans (including as an acquirer of Mortgage Loans from a Qualified  Correspondent,  if
      applicable),   or  (y)  as  applicable,   each  Third-Party  Originator,  and  (z)  as
      applicable,  each  Subservicer,  as is requested  for the purpose of  compliance  with
      Items  1103(a)(1),  1105  (subject to  paragraph  (b) below),  1110,  1117 and 1119 of
      Regulation AB.  Such information shall include, at a minimum:

                  (A)   the originator's form of organization;

                  (B)   to  the  extent   material,   a  description  of  the   originator's
            origination  program and how long the originator has been engaged in originating residential  mortgage loans, which description shall include a discussion of the originator's  experience in originating  mortgage loans of a similar type as the
            Mortgage Loans; if material,  information  regarding the size and composition of the originator's  origination portfolio; and information that may be material to
            an  analysis  of  the   performance  of  the  Mortgage   Loans,   including  the
            originators'  credit-granting  or  underwriting  criteria for mortgage  loans of similar  type(s)  as the  Mortgage  Loans  and  such  other  information  as the
            Purchaser or any Depositor may reasonably  request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                  (C)   a  brief   description  of  any  material   legal  or   governmental
            proceedings  pending (or known to be contemplated  by a governmental  authority)
            against the  Company,  each  Third-Party  Originator,  if  applicable,  and each
            Subservicer; and

                  (D)   a  description  of  any  affiliation  or  relationship  between  the
            Company, each Third-Party  Originator,  if applicable,  each Subservicer and any of the following  parties to a Securitization  Transaction,  as such parties are identified  to the Company by the  Purchaser  or any  Depositor in writing or in the related  Reconstitution  Agreement  within five  Business Days in advance of such Securitization Transaction:

                        (1)   the sponsor;
                        (2)   the depositor;
                        (3)   the issuing entity;
                        (4)   any servicer;
                        (5)   any trustee;
                        (6)   any originator;
                        (7)   any significant obligor;
                        (8)   any enhancement or support provider; and
                        (9)   any other material transaction party.

            (ii)  If so  requested  by the  Purchaser  or any  Depositor,  and  required  by
      Regulation AB or as otherwise  agreed upon by the Company,  the  Purchaser  and/or the
      Depositor,  the Company  shall  provide  (or, as  applicable,  cause each  Third-Party
      Originator to provide) Static Pool  Information with respect to the mortgage loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (a) the Company,  if the Company is an  originator of
      Mortgage  Loans  (including  as  an  acquirer  of  Mortgage  Loans  from  a  Qualified
      Correspondent,   if   applicable),   and/or  (b)  as  applicable,   each   Third-Party
      Originator.  Such Static  Pool  Information  shall be prepared by the Company  (or, if applicable,  the Third-Party  Originator) on the basis of its  reasonable,  good faith interpretation  of the  requirements of Item  1105(a)(1)-(3)  of Regulation AB. To the
      extent that there is reasonably  available to the Company (or Third-Party  Originator, as  applicable)  Static Pool  Information  with respect to more than one mortgage loan type, the Purchaser or any Depositor  shall be entitled to specify whether some or all of such  information  shall be  provided  pursuant to this  paragraph.  The content of such Static Pool Information may be in the form  customarily  provided by the Company, and need not be  customized  for the  Purchaser  or any  Depositor.  Such  Static Pool
      Information  for  each  vintage   origination  year  or  prior  securitized  pool,  as
      applicable,  shall be presented in increments no less  frequently  than quarterly over the life of the  mortgage  loans  included  in the vintage  origination  year or prior securitized  pool.  The most recent  periodic  increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information  is to be  included or  incorporated  by  reference.  The
      Static Pool  Information  shall be provided in an  electronic  format that  provides a permanent  record of the  information  provided,  such as a portable  document  format
      (pdf) file, or other such electronic format.

            Promptly  following  notice or discovery of a material  error (as  determined in
      Company's  sole  discretion),  in Static  Pool  Information  provided  pursuant to the immediately  preceding paragraph (including an omission to include therein information required  to be provided  pursuant  to such  paragraph),  the  Company  shall  provide corrected  Static Pool  Information to the Purchaser or any Depositor,  as applicable, in the same format in which Static Pool  Information  was previously  provided to such party by the Company.

            If so requested by the  Purchaser or any  Depositor,  the Company  shall provide
      (or, as applicable,  cause each Third-Party  Originator to provide), at the expense of the requesting party (to the extent of any additional  incremental  expense associated
      with  delivery  pursuant  to  this  Agreement),   agreed-upon  procedures  letters  of
      certified public accountants  pertaining to Static Pool Information  relating to prior securitized  pools for  securitizations  closed on or after January 1, 2006 or, in the case of Static Pool  Information  with  respect to the  Company's  or, if  applicable,
      Third-Party  Originator's  originations or purchases,  to calendar  months  commencing
      January 1, 2006, as the Purchaser or such Depositor  shall  reasonably  request.  Such statements  and letters  shall be  addressed to and be for the benefit of such parties as the  Purchaser or such  Depositor  shall  designate,  which shall be limited to any
      Sponsor,  any Depositor,  any broker dealer acting as underwriter,  placement agent or initial  purchaser  with respect to a  Securitization  Transaction  or any other party that is reasonably and customarily  entitled to receive such statements and letters in a  Securitization  Transaction.  Any such  statement  or letter may take the form of a standard,  generally  applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (iii) If  reasonably  requested by the Purchaser or any  Depositor,  the Company shall  provide such  information  regarding  the Company,  as servicer of the Mortgage
      Loans, and each Subservicer  (each of the Company and each  Subservicer,  for purposes of this  paragraph,  a  "Servicer"),  as is  reasonably  requested  for the purpose of compliance  with Item 1108 of Regulation  AB. Such  information  shall  include,  at a minimum:

                  (A)   the Servicer's form of organization;

                  (B)   a description of how long the Servicer has been servicing
            residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the
            Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable determination of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                        (1)   whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
                        (2)   the extent of outsourcing the Servicer utilizes;
                        (3)   whether  there  has  been  previous   disclosure  of  material
                  noncompliance  with the  applicable  servicing  criteria  with  respect to
                  other   securitizations  of  residential   mortgage  loans  involving  the
                  Servicer as a servicer during the three-year period immediately  preceding the related Securitization Transaction;
                        (4)   whether  the  Servicer  has been  terminated  as servicer in a residential  mortgage  loan  securitization,  either  due  to a  servicing default or to application of a servicing performance test or trigger; and
                        (5)   such other  information  as the Purchaser or any Depositor may reasonably  request for the purpose of compliance  with Item 1108(b)(2) of
                  Regulation AB;

                  (C)   a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

                  (D)   information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E)   information regarding advances made by the Servicer on the Mortgage
            Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related
            Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

                  (F)   a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

                  (G)   a   description   of   the   Servicer's   processes   for   handling
            delinquencies,  losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

                  (H)   information   as  to  how  the   Servicer   defines  or   determines
            delinquencies  and  charge-offs,  including  the  effect  of any  grace  period, re-aging, restructuring,  partial payments considered current or other practices with respect to delinquency and loss experience.

            (iv)  For the purpose of satisfying its reporting  obligation under the Exchange
      Act with respect to any class of asset-backed securities,  the Company shall (or shall cause each Subservicer and, if applicable,  any Third-Party Originator to) (a) provide notice  within two (2) Business  Days to the  Purchaser,  any Master  Servicer and any
      Depositor in writing of (1) any merger,  consolidation or sale of substantially all of the  assets  of the  Company,  (2)  the  Company's  entry  into  an  agreement  with a
      Subservicer  to  perform  or  assist  in the  performance  of  any  of  the  Company's obligations under the Agreement or any  Reconstitution  Agreement that qualifies as an
      "entry into a material definitive  agreement" under Item 1.01 of the form 8-K, and (b)
      provide prompt notice to the Purchaser,  the Master  Servicer and the Depositor of (1)
      any Event of Default under the terms of the Agreement or any Reconstitution  Agreement to the extent not known by such Purchaser,  Master Servicer or Depositor,  and (2) any
      material   litigation  or  governmental   proceedings   involving  the  Company,   any
      Subservicer or any Third Party Originator.

            (v)   To the extent  the  Purchaser  or any  Depositor  does not itself  have an affiliation or relationship  required to be disclosed under Item 1119 of Regulation AB that develops following the closing date of a Securitization Transaction,  the Company shall  provide  to  the  Purchaser  and  any  Depositor  a  description  of  any  such affiliation or relationship  involving the Company, any Subservicer or any Third-Party
      Originator  no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing  such  affiliation or  relationship.  For purposes of the  foregoing,  the  Company  (1) shall be entitled to assume that the parties to the
      Securitization  Transaction with whom  affiliations or relations must be disclosed are the same as on the  closing  date if it  provides a written  request  (which may be by
      e-mail)  to  the  Depositor  or  Master  Servicer,  as  applicable,   requesting  such
      confirmation  and either  obtains  such  confirmation  or receives no response  within three (3) Business  Days, (2) shall not be obligated to disclose any  affiliations  or relationships  that  may  develop  after  the  closing  date  for  the  Securitization
      Transaction  with any parties not identified to the Company  pursuant to clause (D) of paragraph  (i) of this  Section  2(c),  and (3)  shall be  entitled  to rely  upon any written  identification  of parties  provided by the  Depositor,  the Purchaser or any master servicer.

            (v)   As a condition  to the  succession  to the Company or any  Subservicer  as servicer  or  subservicer  under  this  Agreement  or  any  applicable  Reconstitution
      Agreement  related  thereto  by  any  Person  (i)  into  which  the  Company  or  such
      Subservicer  may be merged  or  consolidated,  or (ii)  which  may be  appointed  as a successor  to the  Company  or any  Subservicer,  the  Company  shall  provide  to the
      Purchaser,  any Master Servicer, and any Depositor, at least 15 calendar days prior to the  effective  date of such  succession  or  appointment,  (x) written  notice to the
      Purchaser and any Depositor of such succession or appointment and (y) in writing,  all information  reasonably requested by the Purchaser or any Depositor in order to comply with its  reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

            (vi)  Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company, the Company shall, to the extent the Company has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form
      10-D (as specified in the provisions of Regulation AB referenced below):

                  (a)   any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (b)   material breaches of Mortgage Loan representations or warranties or transaction covenants under the Existing Agreement, as amended herein (Item
            1121(a)(12) of Regulation AB): and

                  (c)   information regarding any Mortgage Loan changes (such as,
            additions, substitutions or repurchases) and any material changes in origination, underwriting, or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

            (vii) In addition to such information as the Company, as servicer,  is obligated to provide pursuant to other provisions of this Agreement,  if reasonably requested by the Purchaser or any Depositor,  the Company shall provide such  information  which is available  to the  Company,  regarding  the  servicing  of the  Mortgage  Loans  as is reasonably  required to facilitate  preparation of distribution  reports in accordance with Item 1121 of Regulation AB.

      (d)   Servicer Compliance Statement.

      On or before March 5 of each  calendar  year,  commencing  in 2007,  the Company shall deliver to the  Purchaser  and any  Depositor a statement  of  compliance  addressed  to the
Purchaser  and such  Depositor and signed by an  authorized  officer of the Company,  to the effect  that (i) a review of the  Company's  servicing  activities  during  the  immediately preceding  calendar year (or applicable  portion  thereof) and of its performance  under the servicing  provisions of this Agreement and any applicable  Reconstitution  Agreement during such  period has been made under such  officer's  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its servicing obligations  under  this  Agreement  and  any  applicable  Reconstitution  Agreement  in all material  respects  throughout  such calendar year (or  applicable  portion  thereof) or, if there  has  been  a  failure  to  fulfill  any  such  obligation  in any  material  respect, specifically  identifying  each such  failure  known to such  officer and the nature and the status thereof.

      (e)   Report on Assessment of Compliance and Attestation.

            (i)   On or  before  March 5 of each  calendar  year,  commencing  in 2007,  the
      Company shall:

                  (A)   deliver to the Purchaser  and any  Depositor a report  regarding the
            Company's  assessment  of  compliance  with the  Servicing  Criteria  during the immediately  preceding  calendar year, as required under Rules 13a-18 and 15d-18 of the  Exchange  Act and Item  1122 of  Regulation  AB.  Such  report  shall be addressed  to the  Purchaser  and such  Depositor  and  signed by an  authorized officer of the  Company,  and shall  address  each of the  applicable  Servicing
            Criteria  specified on a  certification  substantially  in the form of Exhibit A hereto  (wherein  "investor"  shall mean the Master  Servicer)  delivered to the
            Purchaser concurrently with the execution of this Agreement;

                  (B)   deliver to the  Purchaser and any Depositor a report of a registered public  accounting  firm that  attests  to, and reports  on, the  assessment  of compliance  made  by  the  Company  and  delivered  pursuant  to  the  preceding paragraph.  Such  attestation  shall be in accordance with Rules  1-02(a)(3) and
            2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                  (C)   if  required  by  Regulation  AB,  cause each  Subservicer  and each
            Subcontractor  determined  by the  Company  pursuant  to Section  2(f)(ii) to be
            "participating  in the  servicing  function"  within the meaning of Item 1122 of
            Regulation AB (each, a "Participating  Entity"), to deliver to the Purchaser and any Depositor an assessment of compliance  and  accountants'  attestation as and when provided in paragraphs (A) and (B) of this Section 2(e)(i); and

                  (D)   deliver or, if required by  Regulation  AB,  cause each  Subservicer and  Subcontractor  described  in  Section  2(e)(i)(C)  above to  deliver to the
            Purchaser,  Depositor or any other Person that will be  responsible  for signing the certification (a "Sarbanes  Certification")  required by Rules 13a-14(d) and
            15d-14(d) under the Exchange Act (pursuant to Section 302 of the  Sarbanes-Oxley
            Act  of  2002)  on  behalf  of  an   asset-backed   issuer  with  respect  to  a
            Securitization  Transaction a certification,  signed by the appropriate  officer of the Company,  in the form  attached  hereto as Exhibit B;  provided that such certification  delivered  by the  Company  may not be filed as an exhibit to, or included in, any filing with the Commission.

      The Company  acknowledges that the party identified in clause (i)(D) above may rely on the  certification  provided  by the  Company  pursuant to such clause in signing a Sarbanes
Certification  and filing such with the Commission.  Neither the Purchaser nor any Depositor
will  request  deliver  of a  certification  under  clause (D) above  unless the  Purchaser,
Depositor  or any other Person is required  under the Exchange Act to file an annual  report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

            (ii)  Each  assessment  of  compliance  provided  by a  Subservicer  pursuant to
      Section  2(e)(i)(A) shall address each of the applicable  Servicing Criteria specified on a  certification  substantially  in the form of Exhibit A hereto  delivered  to the
      Purchaser  concurrently  with the  execution  of this  Agreement  or, in the case of a
      Subservicer  subsequently  appointed  as  such,  on or  prior  to  the  date  of  such appointment.  An assessment of compliance provided by a Participating  Entity pursuant to Section  2(e)(i)(C)  need not address any elements of the Servicing  Criteria other than those specified by the Company pursuant to Section 2(f).

            (iii) If  reasonably  requested by the Purchaser or any  Depositor,  the Company shall provide to the Purchaser, any Master Servicer or any Depositor,  evidence of the authorization  of the person  signing  any  certification  or  statement  pursuant  to
      Section 2(d) or 2(e) of this Agreement.

      (f)   Use of Subservicers and Subcontractors.

      The Company  shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill  any of the  obligations  of the  Company as servicer  under this  Agreement  or any related  Reconstitution  Agreement  unless  the  Company  complies  with the  provisions  of paragraph (i) of this  Subsection  (f). The Company shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any  Subservicer  to hire or otherwise utilize the services of any Subcontractor,  to fulfill any of the obligations of the Company as servicer under this Agreement or any related Reconstitution  Agreement unless the Company complies with the provisions of paragraph (ii) of this Subsection (f).

            (i)   It shall not be  necessary  for the  Company  to seek the  consent  of the
      Purchaser  or any  Depositor to the  utilization  of any  Subservicer.  If required by
      Regulation AB, the Company shall cause any Subservicer  used by the Company (or by any
      Subservicer)  for the benefit of the  Purchaser  and any  Depositor to comply with the provisions of this Section and with Sections 2(b), 2(c)(iii),  2(c)(v), 2(d), and 2(e)
      of this  Agreement  , and to provide the  information  required  with  respect to such
      Subservicer   under  Section  2(c)(iv)  of  this  Agreement.   The  Company  shall  be
      responsible  for obtaining from each  Subservicer  and delivering to the Purchaser and any  Depositor  any  servicer  compliance  statement  required to be delivered by such
      Subservicer under Section 2(d), any assessment of compliance and attestation  required to be delivered by such Subservicer under Section 2(e) and any certification  required to be  delivered  to the Person that will be  responsible  for  signing  the  Sarbanes
      Certification under Section 2(e) as and when required to be delivered.

            (ii)  It shall not be  necessary  for the  Company  to seek the  consent  of the
      Purchaser or any Depositor to the  utilization  of any  Subcontractor.  If required by
      Regulation  AB, the Company shall  promptly upon request  provide to the Purchaser and any  Depositor  (or any  designee  of the  Depositor,  such as a  master  servicer  or administrator)  a written  description of the role and function of each  Subcontractor utilized by the Company or any  Subservicer,  specifying (A) the identity of each such
      Subcontractor,  (B) which (if any) of such Subcontractors are Participating  Entities, and (C) which  elements of the Servicing  Criteria will be addressed in assessments of compliance provided by each Participating  Entity identified pursuant to clause (B) of this paragraph.

      The Company shall cause any such  Participating  Entity used by the Company (or by any
Subservicer)  for the  benefit  of the  Purchaser  and any  Depositor  to  comply  with  the provisions  of  Section  2(e) of this  Agreement.  The  Company  shall  be  responsible  for obtaining from each  Participating  Entity and delivering to the Purchaser and any Depositor any assessment of compliance and  attestation  and  certificate  required to be delivered by such  Participating  Entity  under  Section  2(e),  in each case as and when  required to be delivered.

      (g)   Indemnification; Remedies.

            (i)   The  Company  shall  indemnify  the  Purchaser  and each of the  following parties  participating  in a  Securitization  Transaction:  each  sponsor  and issuing entity;  each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization  Transaction,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)  under the
      Exchange  Act  with  respect  to such  Securitization  Transaction;  each  Person  who controls any of such parties  (within the meaning of Section 15 of the  Securities Act and Section 20 of the Exchange Act); and the respective  present and former directors, officers and employees of each of the foregoing and of the  Depositor,  and shall hold each of them  harmless  from  and  against  any  losses,  damages,  penalties,  fines, forfeitures,  legal fees and  expenses  and related  costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  (A)(1)      any untrue  statement of a material fact  contained or alleged to be contained in any written  information,  written report,  certification  or other  material  provided  under  this  Amendment  Reg AB by or on behalf of the
            Company,  or  provided  under  this  Amendment  Reg  AB by or on  behalf  of any
            Subservicer,  Participating  Entity or, if  applicable,  Third-Party  Originator
            (collectively,  the  "Company  Information"),  or (2) the  omission  or  alleged omission  to state in the Company  Information  a material  fact  required to be stated in the Company  Information  or necessary in order to make the statements therein,  in the light of the  circumstances  under  which they were  made,  not misleading;  provided,  by  way  of  clarification,  that  clause  (2)  of  this paragraph shall be construed solely by reference to the Company  Information and not to any other information  communicated in connection with a sale or purchase of securities,  without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                  (B)   any  failure by the  Company,  any  Subservicer,  any  Participating
            Entity  or any  Third-Party  Originator  to  deliver  any  information,  report, certification,  accountants' letter or other material when and as required under this  Amendment  Reg AB,  including  any  failure  by the  Company  to  identify pursuant to Section 2(f)(ii) any Participating Entity; or

                  (C)   any breach by the Company of a representation  or warranty set forth in Section 2(b)(i) or in a writing  furnished  pursuant to Section  2(b)(ii) and made  as of a date  prior  to the  closing  date of the  related  Securitization
            Transaction,  to the extent that such breach is not cured by such closing  date, or any  breach by the  Company  of a  representation  or  warranty  in a writing furnished  pursuant  to  Section  2(b)(ii)  to  the  extent  made  as of a  date subsequent to such closing date.

      In the case of any failure of performance  described in clause (i)(B) of this Section, the Company shall promptly reimburse the Purchaser,  any Depositor, as applicable,  and each
Person  responsible  for the execution or filing of any report required to be filed with the
Commission  with  respect  to  such  Securitization  Transaction,  or  for  execution  of  a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company, any Subservicer,  any Participating
Entity or any Third-Party Originator.

            (ii)  (A)   Any  failure by the  Company,  any  Subservicer,  any  Participating
      Entity  or  any   Third-Party   Originator   to  deliver  any   information,   report,
      certification,  accountants'  letter or other material when and as required under this
      Amendment Reg AB , which  continues  unremedied  for three Business Days after receipt
      by  the  Company  and  the  applicable  Subservicer,   Subcontractor,  or  Third-Party
      Originator of written  notice of such failure from the  Purchaser or Depositor  shall, except as provided  in clause (B) of this  paragraph,  constitute  an Event of Default with respect to the Company  under this  Agreement and any  applicable  Reconstitution
      Agreement,  and shall entitle the Purchaser or Depositor,  as applicable,  in its sole discretion to terminate the rights and  obligations  of the Company as servicer  under this Agreement and/or any applicable  Reconstitution Agreement related thereto without payment (notwithstanding  anything in this Agreement or any applicable  Reconstitution
      Agreement  related thereto to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage  Loans in a  Securitization  Transaction,
      appoint a successor  servicer  reasonably  acceptable to any Master  Servicer for such
      Securitization  Transaction);  provided,  however it is  understood  that the  Company shall retain any rights pursuant to which it may be entitled to receive  reimbursement for  unreimbursed  Monthly  Advances and Servicing  Advances made by the Company under
      this  Agreement  and/or  any  applicable  Reconstitution  Agreement.   Notwithstanding
      anything to the contrary set forth  herein,  to the extent that any  provision of this
      Agreement and/or any applicable  Reconstitution  Agreement  expressly provides for the survival of certain  rights or  obligations  following  termination  of the Company as servicer, such provision shall be given effect.

                  (B)   Any failure by the Company,  any  Subservicer  or any  Participating
            Entity to deliver any information,  report, certification or accountants' letter required  under  Regulation AB when and as required  under Section 2(d) or 2(e), including any failure by the Company to identify a Participating  Entity,  which continues  unremedied  for ten  calendar  days  after  the  date on  which  such information,  report,  certification  or accountants'  letter was required to be delivered  shall  constitute  an Event of Default  with  respect to the  Company under this  Agreement and any  applicable  Reconstitution  Agreement,  and shall entitle the Purchaser or Depositor,  as  applicable,  in its sole  discretion to terminate  the rights and  obligations  of the  Company as  servicer  under this
            Agreement  and/or  any  applicable   Reconstitution  Agreement  without  payment
            (notwithstanding   anything  in  this   Agreement   to  the   contrary)  of  any
            compensation  to the  Company;  provided,  however  it is  understood  that  the
            Company shall retain any rights  pursuant to which it may be entitled to receive reimbursement for unreimbursed  Monthly Advances and Servicing  Advances made by
            the  Company  under  this  Agreement   and/or  any   applicable   Reconstitution
            Agreement.  Notwithstanding  anything to the contrary set forth  herein,  to the
            extent   that  any   provision   of  this   Agreement   and/or  any   applicable
            Reconstitution  Agreement  expressly provides for the survival of certain rights or obligations following termination of the Company as servicer,  such provision shall be given effect.

                  (C)   The Company shall promptly  reimburse the Purchaser (or any affected designee of the  Purchaser,  such as a master  servicer) and any  Depositor,  as applicable,  for all  reasonable  expenses  incurred by the  Purchaser  (or such designee)  or such  Depositor  as such  are  incurred,  in  connection  with the termination  of the Company as servicer  and the  transfer of  servicing  of the
            Mortgage Loans to a successor  servicer.  The provisions of this paragraph shall not limit whatever  rights the Company,  the Purchaser or any Depositor may have under other  provisions of this Agreement  and/or any applicable  Reconstitution
            Agreement  or  otherwise,  whether  in equity or at law,  such as an action  for damages, specific performance or injunctive relief.

            (iii) The  Purchaser  agrees to indemnify  and hold  harmless  the Company,  any
      Subservicer,   any  Participating   Entity,   and,  if  applicable,   any  Third-Party
      Originator,  each  Person who  controls  any of such  parties  (within  the meaning of
      Section  15 of the  Securities  Act  and  Section  20 of the  Exchange  Act),  and the
      respective  present  and  former  directors,  officers  and  employees  of each of the foregoing from and against any losses, damages, penalties,  fines, forfeitures,  legal fees and  expenses  and  related  costs,  judgments,  and any  other  costs,  fees and expenses  that any of them  may  sustain  arising  out of or  based  upon  any  untrue statement or alleged  untrue  statement of any material  fact  contained in any filing with the Commission  with respect to a  Securitization  Transaction or the omission or alleged  omission  to state  in any  filing  with the  Commission  with  respect  to a
      Securitization  Transaction  a material  fact required to be stated or necessary to be stated in order to make the  statements  therein,  in the  light of the  circumstances under which they were made, not  misleading,  in each case to the extent,  but only to the  extent,  that such untrue  statement,  alleged  untrue  statement,  omission,  or alleged  omission  relates  to any  filing  with  the  Commission  with  respect  to a
      Securitization Transaction other than the Company Information.

            (iv)  If the indemnification  provided for herein is unavailable or insufficient to hold harmless the indemnified  party,  then the  indemnifying  party agrees that it shall contribute to the amount paid or payable by such  indemnified  party as a result of any claims,  losses,  damages or liabilities  uncured by such indemnified  party in such  proportion as is appropriate  to reflect the relative fault of such  indemnified party on the one hand and the indemnifying party on the other.

            (v)   This  indemnification  shall survive the termination of this Amendment Reg
      AB or the termination of any party to this Amendment Reg AB.

3.    Notwithstanding  any other provision of this Amendment Reg AB, the Company shall seek the consent of the Purchaser for the  utilization  of all  Subservicers  and  Participating
Entities, when required by and in accordance with the terms of the Existing Agreement.

4.    The Existing  Agreement is hereby amended by adding the Exhibits  attached  hereto as
Exhibit A and Exhibit B to the end thereto.  References  in this  Amendment Reg AB to "this
Agreement" or words of similar  import  (including  indirect  references to the  Agreement)
shall be deemed to be references to the Existing Agreement as amended by this Amendment Reg
AB. Except as expressly  amended and modified by this Amendment Reg AB, the Agreement shall continue to be, and shall remain,  in full force and effect in  accordance  with its terms.
In the  event of a  conflict  between  this  Amendment  Reg AB and any  other  document  or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

5.    All notification pursuant to Section 2(c)(iv) should be sent to:

            EMC Mortgage Corporation
            2780 Lake Vista Drive
            Lewisville, TX  75067-3884
            Attention:  Conduit Seller Approval Dept.
            Facsimile:  (214) 626-3751
            Email:  sellerapproval@bear.com

            With a copy to:

            Bear, Stearns & Co. Inc.
            383 Madison Avenue, 3rd Floor
            New, York, NY  10179
            Attention:  Global Credit Administration
            Facsimile:  (212) 272-6564

            All notification pursuant to Section 2(c)(iv)(4) should be sent to:

            EMC Mortgage Corporation
            Two Mac Arthur Ridge
            909 Hidden Ridge Drive, Suite 200
            Irving, TX  75038
            Attention:  Associate General Counsel for Loan Administration
            Facsimile:  (972) 831-2555

            With copies to:

            Bear, Stearns & Co. Inc.
            383 Madison Avenue, 3rd Floor
            New, York, NY  10179
            Attention:  Global Credit Administration
            Facsimile:  (212) 272-6564

            EMC Mortgage Corporation
            2780 Lake Vista Drive
            Lewisville, TX  75067-3884
            Attention:  Conduit Seller Approval Dept.
            Facsimile:  (214) 626-3751
            Email:  sellerapproval@bear.com

      All  notifications  to any Master  Servicer,  to the extent such "Master  Servicer" is
Wells Fargo, should be sent to:

            UPS/FedEx Delivery:

            9062 Old Annapolis Road
            Columbia, MD  21045
            Attention: Corporate Trust Group, [Insert Deal Name]

            USPS Delivery:

            P.O. Box 98
            Columbia, MD  21046
            Attention: Corporate Trust Group, [Insert Deal Name]

6.    This  Amendment Reg AB shall be governed by and construed in accordance  with the laws of the State of New York without  reference to its conflict of laws  provisions  (other than
Section 5-1401 of the General  Obligation Law), and the obligations,  rights and remedies of the parties hereunder shall be determined accordance with such laws.

7.    This  Amendment  Reg AB may be executed in one or more  counterparts  and by different parties hereto on separate counterparts,  each of which, when so executed,  shall constitute one and the same  agreement.  This  Amendment  Reg AB will become  effective  as of the date first mentioned  above.  This Amendment Reg AB shall bind and inure to the benefit of and be enforceable  by the Company and the Purchaser and the  respective  permitted  successors and assigns of the Company and the successors and assigns of the Purchaser.

                                  [Signature Page Follows]

                                                          Signature page to Amendment Reg AB
IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    Purchaser

                                    By:
                                    Name:
                                    Title:

                                    COUNTRYWIDE HOME LOANS, INC.
Company
By:
Name:
Title:

                                            A-4
                                         EXHIBIT A

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment of compliance to be delivered by [the Company]  [Name of  Subservicer]
shall  address,  at a minimum,  the  applicable  criteria  identified  below as  "Applicable
Servicing Criteria":

------------------------------------------------------------------------------
                                                                Applicable
                                                                 Servicing
                     Servicing Criteria                          Criteria
------------------------------------------------------------------------------
------------------------------------------------------------------------------
  Reference                      Criteria
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                     General Servicing Considerations
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(1)(i) Policies  and   procedures  are  instituted  to        X
              monitor any  performance  or other triggers and
              events  of  default  in  accordance   with  the
              transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(1)(ii)If  any  material   servicing   activities  are        X
              outsourced  to  third  parties,   policies  and
              procedures  are instituted to monitor the third
              party's  performance  and compliance  with such
              servicing activities.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(1)(iiiAny requirements in the transaction  agreements
              to   maintain  a  back-up   servicer   for  the
              mortgage loans are maintained.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(1)(iv)A  fidelity   bond  and  errors  and  omissions        X
              policy is in effect on the party  participating
              in  the  servicing   function   throughout  the
              reporting  period  in the  amount  of  coverage
              required by and  otherwise in  accordance  with
              the terms of the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                    Cash Collection and Administration
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(2)(i) Payments on mortgage  loans are deposited  into        X
              the  appropriate  custodial  bank  accounts and
              related  bank  clearing  accounts  no more than
              two business days  following  receipt,  or such
              other   number   of  days   specified   in  the
              transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(2)(ii)Disbursements  made via wire transfer on behalf        X
              of an obligor or to an  investor  are made only
              by authorized personnel.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(2)(iiiAdvances  of  funds  or  guarantees   regarding        X
              collections,  cash flows or distributions,  and
              any  interest  or other fees  charged  for such
              advances,  are made,  reviewed  and approved as
              specified in the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
              The related accounts for the transaction,  such
              as   cash   reserve    accounts   or   accounts
              established       as      a       form       of
              overcollateralization,      are      separately        X
              maintained  (e.g.,  with respect to commingling
              of  cash)  as  set  forth  in  the  transaction
1122(d)(2)(iv)agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(2)(v) Each  custodial  account  is  maintained  at  a        X
              federally  insured  depository  institution  as
              set forth in the  transaction  agreements.  For
              purposes of this criterion,  "federally insured
              depository   institution"  with  respect  to  a
              foreign  financial  institution means a foreign
              financial    institution    that    meets   the
              requirements   of  Rule   13k-1(b)(1)   of  the
              Securities Exchange Act.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(2)(vi)Unissued   checks  are  safeguarded  so  as  to        X
              prevent unauthorized access.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(2)(viiReconciliations   are  prepared  on  a  monthly        X
              basis for all asset-backed  securities  related
              bank  accounts,  including  custodial  accounts
              and  related  bank  clearing  accounts.   These
              reconciliations    are    (A)    mathematically
              accurate;  (B) prepared within 30 calendar days
              after the bank  statement  cutoff date, or such
              other   number   of  days   specified   in  the
              transaction   agreements;   (C)   reviewed  and
              approved  by someone  other than the person who
              prepared  the  reconciliation;  and (D) contain
              explanations  for  reconciling   items.   These
              reconciling   items  are  resolved   within  90
              calendar     days     of     their     original
              identification,  or such  other  number of days
              specified in the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                    Investor Remittances and Reporting
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(3)(i) Reports  to  investors,  including  those to be        X
              filed with the  Commission,  are  maintained in
              accordance with the transaction  agreements and
              applicable       Commission       requirements.
              Specifically,  such reports (A) are prepared in
              accordance  with timeframes and other terms set
              forth  in  the  transaction   agreements;   (B)
              provide  information  calculated  in accordance
              with the  terms  specified  in the  transaction
              agreements;  (C) are filed with the  Commission
              as required by its rules and  regulations;  and
              (D)  agree  with  investors'  or the  trustee's
              records  as  to  the  total  unpaid   principal
              balance and number of mortgage  loans  serviced
              by the Servicer.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(3)(ii)Amounts  due to  investors  are  allocated  and        X
              remitted   in   accordance   with   timeframes,
              distribution   priority  and  other  terms  set
              forth in the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
              Disbursements  made to an  investor  are posted
              within  two  business  days  to the  Servicer's
              investor records,  or such other number of days        X
1122(d)(3)(iiispecified in the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
              Amounts  remitted to investors per the investor
              reports agree with cancelled  checks,  or other        X
1122(d)(3)(iv)form of payment, or custodial bank statements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
                         Pool Asset Administration
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(i) Collateral  or security  on  mortgage  loans is        X
              maintained  as  required  by  the   transaction
              agreements or related mortgage loan documents.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
              Mortgage   loan  and  related   documents   are
              safeguarded  as  required  by  the  transaction        X
1122(d)(4)(ii)agreements
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(iiiAny  additions,  removals or  substitutions  to        X
              the asset pool are made,  reviewed and approved
              in   accordance    with   any   conditions   or
              requirements in the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(iv)Payments  on  mortgage  loans,   including  any        X
              payoffs,  made in  accordance  with the related
              mortgage  loan  documents  are  posted  to  the
              Servicer's  obligor records  maintained no more
              than two business days after  receipt,  or such
              other   number   of  days   specified   in  the
              transaction   agreements,   and   allocated  to
              principal,   interest  or  other  items  (e.g.,
              escrow)   in   accordance   with  the   related
              mortgage loan documents.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(v) The Servicer's  records  regarding the mortgage        X
              loans agree with the  Servicer's  records  with
              respect  to  an  obligor's   unpaid   principal
              balance.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(vi)Changes  with respect to the terms or status of        X
              an  obligor's   mortgage   loans  (e.g.,   loan
              modifications or re-agings) are made,  reviewed
              and   approved  by   authorized   personnel  in
              accordance with the transaction  agreements and
              related pool asset documents.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(viiLoss  mitigation  or  recovery  actions  (e.g.,        X
              forbearance  plans,  modifications and deeds in
              lieu   of   foreclosure,    foreclosures    and
              repossessions,  as  applicable)  are initiated,
              conducted and concluded in accordance  with the
              timeframes  or other  requirements  established
              by the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(viiRecords  documenting   collection  efforts  are        X
              maintained  during the  period a mortgage  loan
              is   delinquent   in   accordance    with   the
              transaction   agreements.   Such   records  are
              maintained  on at  least a  monthly  basis,  or
              such other period  specified in the transaction
              agreements,    and    describe   the   entity's
              activities  in monitoring  delinquent  mortgage
              loans  including,  for  example,  phone  calls,
              letters  and  payment   rescheduling  plans  in
              cases  where  delinquency  is deemed  temporary
              (e.g., illness or unemployment).
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(ix)Adjustments  to  interest  rates  or  rates  of        X
              return for mortgage  loans with variable  rates
              are  computed  based  on the  related  mortgage
              loan documents.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(x) Regarding  any  funds  held  in  trust  for  an        X
              obligor  (such as  escrow  accounts):  (A) such
              funds  are  analyzed,  in  accordance  with the
              obligor's mortgage loan documents,  on at least
              an  annual   basis,   or  such   other   period
              specified in the  transaction  agreements;  (B)
              interest  on such funds is paid,  or  credited,
              to  obligors  in  accordance   with  applicable
              mortgage  loan  documents  and state laws;  and
              (C) such  funds  are  returned  to the  obligor
              within 30 calendar  days of full  repayment  of
              the  related  mortgage  loans,  or  such  other
              number  of days  specified  in the  transaction
              agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(xi)Payments  made on behalf of an obligor (such as        X
              tax  or  insurance  payments)  are  made  on or
              before  the  related   penalty  or   expiration
              dates,  as indicated on the  appropriate  bills
              or notices  for such  payments,  provided  that
              such support has been  received by the servicer
              at  least  30  calendar  days  prior  to  these
              dates,  or such other number of days  specified
              in the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
1122(d)(4)(xiiAny late payment  penalties in connection  with        X
              any  payment to be made on behalf of an obligor
              are paid  from  the  servicer's  funds  and not
              charged  to  the   obligor,   unless  the  late
              payment  was  due to  the  obligor's  error  or
              omission.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
              Disbursements  made on behalf of an obligor are
              posted   within  two   business   days  to  the
              obligor's  records  maintained by the servicer,        X
              or such other  number of days  specified in the
1122(d)(4)(xiitransaction agreements.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
1122(d)(4)(xivDelinquencies,  charge-offs  and  uncollectible        X
              accounts   are   recognized   and  recorded  in
              accordance with the transaction agreements.
------------------------------------------------------------------------------
------------------------------------------------------------------------------
              Any  external  enhancement  or  other  support,
              identified  in Item  1114(a)(1)  through (3) or
              Item 1115 of  Regulation  AB, is  maintained as
1122(d)(4)(xv)set forth in the transaction agreements.
------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date:

                                    By:
                                    Name:
                                    Title:

                                             4

                                         EXHIBIT B

                                FORM OF ANNUAL CERTIFICATION
I.    The   [   ]   agreement    dated   as   of   [   ],   200[   ]   (the    "Agreement"),
            among [IDENTIFY PARTIES]

      I, ________________________________, the _______________________ of Countrywide Home
Loans, Inc., certify to [the Purchaser], [the Depositor], [Master Servicer], [Securities
Administrator] or [Trustee], and its officers, with the knowledge and intent that they will rely upon this certification, that:

            (1)   I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the
      report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing
      Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of
      Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]
      [Master Servicer] [Securities Administrator] or [Trustee] pursuant to the Agreement
      (collectively, the "Company Servicing Information");

            (2)   Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

            (3)   Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the
      [Depositor] [Master Servicer] [Securities Administrator] or [Trustee];

            (4)   I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the
      Compliance Statement, the Servicing Assessment or the Attestation Report, the Company
      has fulfilled its obligations under the Agreement; and

                                 [Intentionally Left Blank]

            (5)   The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subservicer and Participating Entity pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the
      [Depositor] [Master Servicer].  Any material instance of noncompliance with the
      Servicing Criteria has been disclosed in such reports.

                                    Date:

                                    By:
                                    Name:
                                    Title:

                                                                                 EXHIBIT H-2

                                  EMC SERVICING AGREEMENT

                                  [PROVIDED UPON REQUEST]

                                                                                 EXHIBIT H-3

       ______________________________________________________________________________

                                  EMC MORTGAGE CORPORATION
                                           Owner

                                            and

                                 ALLIANCE MORTGAGE COMPANY
                                          Servicer

                                   SUBSERVICING AGREEMENT

                                 Dated as of August 1, 2002

             _________________________________________________________________

EXHIBITS

            Schedule A..Mortgage Loan Schedule

            Exhibit A...Acknowledgement Agreement

            Exhibit B...Custodial Account Letter Agreement

            Exhibit C...Escrow Account Letter Agreement

            Exhibit D...Form of Request for Release

            Exhibit E...Loan Level Format for Tape Input

            Exhibit F...Reporting Data for Defaulted Loans

[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM
[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM
      THIS IS A SUBSERVICING AGREEMENT,  dated as of August 1, 2002, and is executed between
EMC Mortgage Corporation (the "Owner") and Alliance Mortgage Company (the "Servicer").

                                   W I T N E S S E T H :

      WHEREAS,  the Servicer has agreed to service,  from time to time, certain of the other mortgage  loans  acquired by the Owner,  which loans are currently  being  serviced by other servicers pursuant to other servicing agreements.

      WHEREAS,  the Owner and the Servicer desire that, from and after the date hereof,  the
Mortgage  Loans  which  from time to time are  subject  to this  Agreement  be  serviced  in accordance  with  the  terms  and  provisions  of this  Agreement  instead  of the  existing servicing agreements.

      WHEREAS,  the Owner has approached  Wells Fargo Bank Minnesota,  National  Association
(the "Master  Servicer") to supervise  the servicing of the Mortgage  Loans on behalf of the
Owner.

      WHEREAS,  the Owner and the  Servicer  intend that the Master  Servicer is an intended third party beneficiary of this Agreement.

      NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and  valuable  consideration,  the  receipt  and  adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                         ARTICLE I
                                        DEFINITIONS

      Section 1.01.00  Defined Terms.

            Whenever used in this  Agreement,  the following  words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

            Accepted  Servicing  Practices:   With  respect  to  any  Mortgage  Loan,  those
mortgage servicing practices (including  collection  procedures) that are in accordance with the Fannie Mae Guide.

            Acknowledgement  Agreement: An acknowledgement  agreement attached hereto in the form of Exhibit A.

            Adjustment  Date: As to each ARM Loan,  the date on which the Mortgage  Interest
Rate is adjusted in accordance with the terms of the related Mortgage Note.

            Agreement:   This   Subservicing   Agreement   including  all  exhibits  hereto,
amendments hereof and supplements hereto.

            ARM Loans: First lien, conventional,  1-4 family residential Mortgage Loans with interest  rates which adjust from time to time in accordance  with the related Index and are subject to Periodic  Rate Caps and  Lifetime  Rate Caps and which may permit  conversion  to fixed interest rates.

            Business  Day:  Any day other  than (i) a Saturday  or  Sunday,  or (ii) a legal holiday in the State of New York or the  jurisdiction  in which the  Servicer  conducts  its servicing  activities,  or  (iii) a day on  which  banks  in the  State  of New  York or the jurisdiction  in which the Servicer  conducts its  servicing  activities  are  authorized or obligated by law or executive order to be closed.

            Code:  The  Internal  Revenue  Code of 1986,  as it may be amended  from time to time, or any successor  statute  thereto,  and  applicable  U.S.  Department of the Treasury regulations issued pursuant thereto.

            Condemnation  Proceeds:  All awards or  settlements  in  respect of a  Mortgaged
Property,  whether  permanent or temporary,  partial or entire,  by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Custodial  Account:   The  separate  demand  account  or  accounts  created  and maintained  pursuant to Section 4.04 which shall be entitled  "[Servicer]  Custodial Account in trust for [Owner],  Owner of Whole Loan  Mortgages and various  Mortgagors"  and shall be established  at a Qualified  Depository,  each of which  accounts  shall in no event contain funds in excess of the FDIC insurance limits.

            Custodian:  Wells  Fargo Bank  Minnesota,  National  Association,  or such other custodian as Owner shall designate.

            Determination  Date:  The 15th day (or if such 15th day is not a  Business  Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

            Due Date:  Each day on which  payments of  principal  and  interest are required to be paid in accordance with the terms of the related Mortgage Note,  exclusive of any days of grace.

            Due Period:  With respect to any Remittance  Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

            Escrow  Account:  The separate trust account or accounts  created and maintained pursuant to Section 4.06 which shall be entitled  "[Servicer]  Escrow Account,  in trust for
[Owner],  Owner of Whole Loan Mortgages and various  Mortgagors" and shall be established at a Qualified Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

            Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting ground rents,  taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium charges, and any other payments  required  to be  escrowed  by the  Mortgagor  with the  mortgagee  pursuant to the
Mortgage or any other document.

            Event of Default:  Any one of the  conditions  or  circumstances  enumerated  in
Section 9.01.

            Fannie Mae:  Fannie Mae, or any successor thereto.

            Fannie Mae Guide:  The Fannie  Mae  Selling  Guide and the Fannie Mae  Servicing
Guide and all amendments or additions thereto.

            Fidelity  Bond: A fidelity  bond to be  maintained  by the Servicer  pursuant to
Section 4.12.

            FIRREA:  The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of
1989, as amended from time to time.

            Freddie  Mac:  The Federal  Home Loan  Mortgage  Corporation,  or any  successor thereto.

            Freddie  Mac  Guide:   The  Freddie  Mac  Selling  Guide  and  the  Freddie  Mac
Servicing Guide and all amendments or additions thereto.

            Full Principal  Prepayment:  A Principal  Prepayment  made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            GAAP:  Generally accepted accounting procedures, consistently applied.

            HUD:  The United  States  Department  of Housing  and Urban  Development  or any
successor.

            Index:  With  respect to each ARM Loan,  on the  related  Adjustment  Date,  the index used to determine the Mortgage Interest Rate on each such ARM Loan.

            Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Lifetime  Rate  Cap:  With  respect  to each  ARM  Loan,  the  maximum  Mortgage
Interest  Rate over the term of such  Mortgage  Loan,  as specified in the related  Mortgage
Note.

            Liquidation  Proceeds:  Cash received in connection  with the  liquidation  of a defaulted  Mortgage  Loan,  whether  through the sale or assignment  of such Mortgage  Loan, trustee's sale,  foreclosure sale or otherwise,  other than amounts  received  following the acquisition of an REO Property pursuant to Section 4.13.

            Margin:  With respect to each ARM Loan,  the fixed  percentage  amount set forth in each related  Mortgage Note which is added to the Index in order to determine the related
Mortgage Interest Rate.

            Master  Servicer:  Wells  Fargo  Bank  Minnesota,   National  Association,   its
successors in interest and assigns, or any successor thereto designated by the Owner.

            Monthly  Advance:  The  aggregate  of the  advances  made by the Servicer on any
Remittance Date pursuant to Section 5.03.

            Monthly  Payment:  With respect to each Mortgage  Loan,  the  scheduled  monthly payment of principal and interest  thereon which is payable by the related  Mortgagor  under the related Mortgage Note.

            Mortgage:  The mortgage,  deed of trust or other instrument  securing a Mortgage
Note which creates a first lien on an  unsubordinated  estate in fee simple in real property securing the Mortgage Note.

            Mortgage  Interest  Rate:  The  annual  rate at which  interest  accrues  on any
Mortgage Loan in accordance  with the  provisions of the related  Mortgage  Note, and in the case of an ARM  Loan,  as  adjusted  from  time to time on each  Adjustment  Date  for  such
Mortgage  Loan to equal the Index for such  Mortgage  Loan plus the Margin for such Mortgage
Loan, and subject to the  limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

            Mortgage  Loan: An  individual  Mortgage  Loan  described  herein and as further identified on the Mortgage Loan Schedule,  which Mortgage Loan includes  without  limitation the Mortgage  Loan  Documents,  the Monthly  Payments,  Principal  Prepayments,  Liquidation
Proceeds,  Condemnation  Proceeds,  Insurance Proceeds,  REO Disposition  Proceeds,  and all
other rights,  benefits,  proceeds and  obligations  arising from or in connection with such
Mortgage Loan.

            Mortgage Loan  Documents:  The original  mortgage loan legal  documents  held by the Custodian.

            Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of  interest  remitted  to the  Owner,  which  shall be equal to the  related  Mortgage
Interest Rate minus the Servicing Fee Rate.

             Mortgage   Loan   Schedule:   The  initial   group  of  Mortgage   Loans  being
specifically  identified on Schedule A attached hereto;  it being agreed that Schedule A may be  supplemented  from time to time by agreement of the parties to add  additional  Mortgage
Loans pursuant to an Acknowledgement Agreement.

            Mortgage  Note: The note or other  evidence of the  indebtedness  of a Mortgagor secured by a Mortgage.

            Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a
Mortgage Note.

            Mortgagor:  The obligor on a Mortgage Note.

            Nonrecoverable  Advance:  Any advance  previously made by the Servicer  pursuant to Section 5.03 or any Servicing  Advance which, in the good faith judgment of the Servicer,
may  not  be  ultimately   recoverable  by  the  Servicer  from  Liquidation  Proceeds.  The determination by the Servicer that is has made a Nonrecoverable  Advance, shall be evidenced by an  Officer's  Certificate  of the  Servicer  delivered  to the Owner and  detailing  the reasons for such determination.

            Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the
Vice Chairman of the Board,  the  President,  a Senior Vice President or a Vice President or
by  the  Treasurer  or  the  Secretary  or one of  the  Assistant  Treasurers  or  Assistant
Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

            Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

            Owner:  EMC  Mortgage  Corporation,  its  successors  in  interest  and  assigns
(including the Trustee in connection with a Pass-Through Transfer).

            Partial  Principal  Prepayment:  A  Principal  Prepayment  by a  Mortgagor  of a
partial principal balance of a Mortgage Loan.

            Pass-Through  Transfer:  The  sale or  transfer  of same or all of the  Mortgage
Loans to a trust  as part of a  publicly  issued  or  privately  placed,  rated  or  unrated
Mortgage pass-through transaction.

            Periodic  Rate Cap:  With  respect to each ARM Loan,  the  maximum  increase  or decrease in the Mortgage Interest Rate on any Adjustment Date.

            Permitted  Investments:  Any  one  or  more  of  the  following  obligations  or securities:

            (i)   direct  obligations  of, and  obligations  the timely payment of which are
            fully   guaranteed   by  the   United   States  of  America  or  any  agency  or
            instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United States of America;

            (ii)  (a) demand or time deposits,  federal funds or bankers' acceptances issued by any depository  institution or trust company  incorporated  under the laws of the United States of America or any state thereof  (including any Trustee or the
            Master  Servicer) and subject to supervision  and  examination by federal and/or state  banking  authorities,  provided  that the  commercial  paper  and/or  the short-term  deposit rating and/or the long-term  unsecured  debt  obligations or deposits of such  depository  institution  or trust  company at the time of such investment or contractual  commitment providing for such investment are rated in one of the two  highest  rating  categories  by each  Rating  Agency and (b) any other demand or time deposit or  certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

            (iii) repurchase  obligations  with  respect to (a) any  security  described  in clause (i) above or (b) any other security  issued or guaranteed by an agency or instrumentality  of the United States of America,  the  obligations of which are backed by the full faith and credit of the United  States of America,  in either case entered  into with a depository  institution  or trust  company  (acting as principal) described in clause (ii)(a) above;

            (iv)  securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  (including any Trustee or the Master Servicer)  incorporated  under the laws of the United  States of America or any state thereof that are rated in one of the two highest  rating  categories  by each Rating Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
            provided,  however,  that securities  issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal amount of securities  issued by such corporation and held as Permitted  Investments  to exceed 10% of the  aggregate  outstanding principal balances and amounts of all the Permitted Investments;

            (v)   commercial   paper   (including   both    non-interest-bearing    discount
            obligations  and  interest-bearing   obligations  payable  on  demand  or  on  a
            specified date not more than one year after the date of issuance  thereof) which are rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

            (vi)  any other demand,  money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency; and

            (vii) any money market funds the  collateral  of which  consists of  obligations
            fully   guaranteed   by  the   United   States  of  America  or  any  agency  or
            instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United  States of America  (which may include repurchase  obligations  secured by collateral  described in clause (i))
            and other  securities  (including  money  market or common trust funds for which any Trustee or the Master  Servicer or any  affiliate  thereof acts as a manager or an advisor)  and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par.

            Person: Any individual,  corporation,  partnership,  joint venture, association, joint-stock  company,  limited  liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

            Prepayment  Interest  Shortfall:  The sum of the  differences  between  interest actually  received  in a Due  Period as a result of a full or  partial  prepayment  or other unscheduled  receipt of principal  (including as a result of a liquidation) on each Mortgage
Loan as to which such a payment is received and the interest  portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate.

            Primary Mortgage  Insurance Policy:  Each primary policy of mortgage  insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

            Prime Rate:  The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

            Principal  Prepayment:  Any payment or other recovery of principal on a Mortgage
Loan,  full or partial,  which is received in advance of its scheduled  Due Date,  including any  prepayment  penalty or premium  thereon  and which is not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

            Qualified Appraiser:  An appraiser,  duly appointed by the Servicer,  who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation  is not  affected by the  approval or  disapproval  of the
Mortgage  Loan,  which  appraiser and the appraisal  made by such appraiser both satisfy the requirements of Title XI of FIRREA and the  regulations  promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated.

            Qualified  Depository:  (a) The Custodian or (b) a  depository,  the accounts of which are  insured by the FDIC and the short  term debt  ratings  and the long term  deposit ratings  of which  are  rated in one of the two  highest  rating  categories  by each of the
Rating Agencies.

            Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business  and to write the  insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

            Rating  Agency:  Standard & Poor's  Ratings  Service,  a division  of The McGraw
Hill Companies Inc., Moody's Investors Service, Inc. and Fitch, Inc.

            REMIC:  A "real  estate  mortgage  investment  conduit"  within  the  meaning of
Section 860D of the Code.

            REMIC  Provisions:  The  provisions of the Federal  income tax law relating to a
REMIC,  which appear at Section 860A through 860G of  Subchapter M of Chapter 1,  Subtitle A of the Code, and related provisions, and regulations,  rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance  Date:  The  18th  day of any  month,  or if such  18th  day is not a
Business  Day,  the first  Business  Day  immediately  preceding  such  18th day.  The first
Remittance Date shall occur on August 18, 2002.

            REO Disposition:  The final sale by the Servicer of any REO Property.

            REO Disposition  Proceeds:  Amounts  received by the Servicer in connection with a related REO Disposition.

            REO  Property:  A Mortgaged  Property  acquired by the Servicer on behalf of the
Owner as described in Section 4.13.

            Servicer:  Alliance  Mortgage  Company,  or any of its successors in interest or any successor under this Agreement appointed as herein provided.

            Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket"
costs and expenses (including reasonable attorneys' fees and disbursements)  incurred in the performance  by the Servicer of its servicing  obligations  relating to each Mortgage  Loan, including, but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property, (b) any enforcement,  administrative or judicial proceedings,  or any legal work or advice  specifically  related to servicing the Mortgage  Loans,  including but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures,  elections, foreclosures by subordinate or superior  lienholders,  and other legal actions incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable and that the  Servicer  specifies  the  Mortgage  Loan(s) to which  such  expenses  relate),  (c) the management and liquidation of the Mortgaged  Property if the Mortgaged  Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments,  water rates, sewer rates and other  charges  which are or may become a lien upon the  Mortgaged  Property,  and
Primary Mortgage  Insurance  Policy premiums and fire and hazard insurance  coverage and (e)
compliance with the obligations under Section 4.08.

            Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the Owner shall pay to the  Servicer,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the  applicable  Servicing Fee Rate and (b) the outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly, computed on the basis of the same principal  amount and period  respecting which any related interest  payment on a Mortgage  Loan is computed.  The  obligation  of the Owner to pay the
Servicing Fee is limited to, and the  Servicing Fee is payable from the interest  portion of such Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

            Servicing  Fee Rate:  A rate per annum  equal to (i) 0.05% with  respect to each
Mortgage  Loan which is less than ninety  days  delinquent  and (ii) 0.375% with  respect to each Mortgage Loan which is ninety or more days delinquent.

            Servicing  File:  The  documents,  records  and  other  items  pertaining  to  a particular  Mortgage Loan, and any  additional  documents  relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

            Servicing  Officer:  Any officer of the  Servicer  involved  in, or  responsible for, the  administration and servicing of the Mortgage Loans whose name appears on a list of servicing  officers  furnished by the Servicer to the Owner upon  request,  as such list may from time to time be amended.

            Servicing  Transfer Date:  With respect to each Mortgage Loan, the date on which the Owner transfers the servicing of the related Mortgage Loan to the Servicer.

            Stated  Principal  Balance:  As  to  each  Mortgage  Loan  as  of  any  date  of determination,  (i) the  principal  balance of such  Mortgage  Loan after  giving  effect to payments of  principal  due,  whether or not  received,  minus (ii) all  amounts  previously distributed  to  the  Owner  with  respect  to  the  Mortgage  Loan  representing  Principal
Prepayments.

            Trustee:  The Person  appointed as trustee in connection  with any  Pass-Through
Transfer.
            Whole  Loan  Transfer:  The  sale or  transfer  of some or all of the  ownership interest in the  Mortgage  Loans by the Owner to one or more third  parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

ARTICLE II
SERVICING OF MORTGAGE LOANS;  POSSESSION OF SERVICING FILES; BOOKS AND RECORDS;  DELIVERY OF
MORTGAGE LOAN DOCUMENTS
      Section 2.01  Servicing of Mortgage Loans.

                                    The  Servicer  does hereby agree to service the Mortgage
Loans,  but  subject  to the  terms  of  this  Agreement.  The  Servicer  shall  deliver  an
Acknowledgement  Agreement to the Owner on each Servicing  Transfer Date with respect to the
Mortgage Loans  transferred  on such date. The rights of the Owner to receive  payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

      Section 2.02  Maintenance of Servicing Files.

            The  Servicer  shall  maintain a  Servicing  File  consisting  of all  documents necessary  to service the Mortgage  Loans.  The  possession  of each  Servicing  File by the
Servicer is for the sole purpose of servicing  the Mortgage  Loan,  and such  retention  and possession by the Servicer is in a custodial  capacity only. The Servicer  acknowledges that the ownership of each Mortgage Loan,  including the Note,  the Mortgage,  all other Mortgage
Loan Documents and all rights,  benefits,  proceeds and obligations  arising therefrom or in connection  therewith,  has been vested in the Owner. All rights arising out of the Mortgage
Loans  including,  but not  limited  to, all funds  received  on or in  connection  with the
Mortgage  Loans and all records or documents  with respect to the Mortgage Loans prepared by or which  come  into the  possession  of the  Servicer  shall  be  received  and held by the
Servicer  in trust  for the  exclusive  benefit  of the  Owner as the  owner of the  related
Mortgage  Loans.  Any portion of the related  Servicing Files retained by the Servicer shall be  appropriately  identified  in the  Servicer's  computer  system to clearly  reflect  the ownership  of the  related  Mortgage  Loans by the Owner.  The  Servicer  shall  release its custody of the  contents of the related  Servicing  Files only in  accordance  with  written instructions  of the Owner,  except  when such  release is  required  as  incidental  to the
Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

      Section 2.03  Books and Records.

            The  Servicer  shall be  responsible  for  maintaining,  and shall  maintain,  a complete  set of books and records  for the  Mortgage  Loans  which  shall be  appropriately identified  in the  Servicer's  computer  system to clearly  reflect  the  ownership  of the
Mortgage Loan by the Owner.  In particular,  the Servicer shall maintain in its  possession, available for  inspection by the Owner,  or its designee and shall deliver to the Owner upon demand,  evidence  of  compliance  with  all  federal,  state  and  local  laws,  rules  and regulations,  and  requirements  of Fannie Mae or Freddie Mac, as applicable,  including but not limited to documentation  as to the method used in determining the  applicability of the provisions  of the Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged
Property,  documentation  evidencing  insurance  coverage and eligibility of any condominium project for  approval by Fannie Mae and periodic  inspection  reports as required by Section
4.13. To the extent that original  documents are not required for purposes of realization of
Liquidation  Proceeds or Insurance Proceeds,  documents maintained by the Servicer may be in the form of microfilm or microfiche  or such other  reliable  means of  recreating  original documents,  including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

            The Servicer  shall  maintain  with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related  Servicing File (or copies thereof)  during the time the Owner retains  ownership of a Mortgage Loan and  thereafter in accordance with applicable laws and regulations.

      Section 2.04  Transfer of Mortgage Loans.

            No  transfer  of a  Mortgage  Loan  may  be  made  unless  such  transfer  is in compliance with the terms hereof. For the purposes of this Agreement,  the Servicer shall be under no obligation  to deal with any person with respect to this  Agreement or any Mortgage
Loan  unless a notice  of the  transfer  of such  Mortgage  Loan has been  delivered  to the
Servicer in accordance  with this Section 2.04. The Owner may,  subject to the terms of this
Agreement,  sell and transfer one or more of the Mortgage Loans in accordance  with Sections
10.02 and 11.12,  provided,  however,  that the transferee will not be deemed to be an Owner hereunder  binding upon the  Servicer  unless such  transferee  shall agree in writing to be bound by the terms of this  Agreement and an  assignment  and  assumption of this  Agreement reasonably  acceptable to the Servicer  (except as provided in Section 10.02 with respect to a Pass-Through  transfer by the initial Owner).  The Owner also shall advise the Servicer in writing of the  transfer.  Upon receipt of notice of the  permitted  transfer,  the Servicer shall mark its books and  records to reflect the  ownership  of the  Mortgage  Loans of such assignee,  and shall release the previous Owner from its obligations  hereunder with respect to the Mortgage Loans sold or transferred.

      Section 2.05  Delivery of Mortgage Loan Documents.

            The Servicer  shall  forward to the  Custodian  on behalf of the Owner  original documents  evidencing  an  assumption,  modification,  consolidation  or  extension  of  any
Mortgage  Loan entered into in  accordance  with Section 4.01 or 6.01  promptly  after their execution;  provided,  however,  that the Servicer  shall provide the Custodian on behalf of the  Owner  with a  certified  true  copy of any such  document  submitted  for  recordation promptly after its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate public recording office to be a true  and  complete  copy of the  original  within  180  days of its  execution.  If delivery is not  completed  within 180 days solely due to delays in making such  delivery by reason of the fact that such  documents  shall  not have been  returned  by the  appropriate recording office,  the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                  From  time  to  time  the  Servicer  may  have a need  for  Mortgage  Loan
Documents  to be  released  by the  Custodian.  If the  Servicer  shall  require  any of the
Mortgage Loan Documents,  the Servicer shall notify the Custodian in writing of such request in the form of the request for release  attached  hereto as Exhibit D. The  Custodian  shall deliver to the Servicer within five (5) Business Days, any requested  Mortgage Loan Document previously  delivered  to the  Custodian,  provided  that  such  documentation  is  promptly returned to the Custodian when the Servicer no longer  requires  possession of the document, and provided that during the time that any such documentation is held by the Servicer,  such possession is in trust for the benefit of the Owner.

                                        ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF THE SERVICER

            The  Servicer  represents,  warrants  and  covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

      (a) The Servicer is a validly  existing  corporation  in good standing under the laws of the state of its  organization  and is  qualified  to transact  business  in, is in good standing  under the laws of, and possesses  all authority  necessary for the conduct of its business in, each state in which any Mortgaged  Property is located or is otherwise  exempt or not required under applicable law to effect such  qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the  Servicer  is in  compliance  with the laws of each such  State to the extent necessary  to ensure the  enforceability  of each  Mortgage  Loan and the  servicing of the
Mortgage Loans in accordance with the terms of this Agreement;

      (b) The Servicer has full power and  authority to execute,  deliver and perform,  and to enter into and consummate all transactions contemplated by this Agreement and to conduct its  business as presently  conducted,  has duly  authorized  the  execution,  delivery and performance of this  Agreement,  has duly executed and delivered this  Agreement,  and this
Agreement  constitutes a legal, valid and binding  obligation of the Servicer,  enforceable against it in accordance  with its terms subject to bankruptcy  laws and other similar laws of general application  affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

      (c) None of the execution and delivery of this  Agreement,  the  consummation  of the transactions  contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this  Agreement will conflict with any of the terms,  conditions or provisions of the Servicer's  articles of incorporation  or by-laws or materially  conflict with or result in a material  breach of any of the terms,  conditions  or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound,  or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the  material  violation  of any law,  rule,  regulation,  order, judgment or decree to which the Servicer or its property is subject;

      (d) There is no litigation pending or, to the Servicer's  knowledge,  threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution,  delivery or enforceability of this Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

      (e) No consent, approval,  authorization or order of any court or governmental agency or body is required  for the  execution,  delivery  and  performance  by the Servicer of or compliance  by the Servicer with this  Agreement or the  consummation  of the  transactions contemplated by this Agreement except for consents,  approvals,  authorizations  and orders which have been obtained;

      (f) The Servicer is an approved  seller/servicer  of  residential  mortgage loans for
Fannie Mae and Freddie Mac. The Servicer is in good standing to service  mortgage loans for
Fannie Mae and Freddie Mac and no event has occurred  which would make the Servicer  unable to comply with  eligibility  requirements  or which would  require  notification  to either
Fannie Mae or Freddie Mac;

      (g) No written  statement,  report or other  document  furnished  or to be  furnished pursuant  to the  Agreement  contains  or will  contain  any  statement  that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated  therein or  necessary  to make the  information  and  statements  therein not misleading; and

      (h) No fraud or  misrepresentation  of a material  fact with respect to the servicing of a Mortgage Loan has taken place on the part of the Servicer.

                                         ARTICLE IV
                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01  Servicer to Act as Servicer.

            The Servicer,  as independent  contract  servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted  Servicing  Practices
(giving due  consideration  to the Owner's  reliance on the  Servicer),  and shall have full power  and  authority,  acting  alone,  to do or  cause  to be done  any and all  things  in connection with such servicing and  administration  which the Servicer may deem necessary or desirable  and  consistent  with the terms of this  Agreement  and with  Accepted  Servicing
Practices  and  shall  exercise  the  same  care  that it  customarily  employs  for its own account.  Except as set forth in this  Agreement,  the Servicer  shall  service the Mortgage
Loans in accordance  with  Accepted  Servicing  Practices in  compliance  with the servicing provisions  of the Fannie Mae Guide,  which  include,  but are not  limited  to,  provisions regarding the liquidation of Mortgage Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the maintenance of hazard  insurance with a
Qualified  Insurer,  the  maintenance  of fidelity bond and errors and omissions  insurance, inspections,  the restoration of Mortgaged  Property,  the  maintenance of Primary  Mortgage
Insurance  Policies,  insurance  claims,  and title  insurance,  management of REO Property, permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of foreclosures and  abandonments of Mortgaged  Property,  the transfer of Mortgaged  Property, the release of Mortgage Loan Documents,  annual  statements,  and examination of records and facilities.  In the event of any conflict,  inconsistency or discrepancy  between any of the servicing  provisions of this  Agreement  and any of the servicing  provisions of the Fannie
Mae Guide,  the provisions of this Agreement shall control and be binding upon the Owner and the  Servicer.  The Owner may, at its option,  deliver  powers-of-attorney  to the  Servicer sufficient  to allow the  Servicer  as  servicer  to  execute  all  documentation  requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans,  including satisfactions,  partial  releases,  modifications  and foreclosure  documentation or, in the
alternative,   shall  as  promptly  as   reasonably   possible,   execute  and  return  such
documentation to the Servicer.

            Consistent with the terms of this Agreement,  the Servicer may waive,  modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the  Servicer's  reasonable  and prudent determination  such waiver,  modification,  postponement  or  indulgence  is not  materially adverse to the Owner,  provided,  however,  that unless the  Servicer has obtained the prior written consent of the Owner,  the Servicer shall not permit any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  forgive the payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which has been  agreed to in  writing  by the Owner and which  permits the deferral of interest or  principal  payments on any  Mortgage  Loan,  the
Servicer  shall, on the Business Day  immediately  preceding the related  Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the
Custodial  Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference  between  (a) such  month's  principal  and one  month's  interest at the related
Mortgage Loan Remittance Rate on the unpaid principal  balance of such Mortgage Loan and (b)
the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement  for such advances to the same extent as for all other  advances  pursuant  to Section  4.05.  Without limiting the  generality  of the  foregoing,  the  Servicer  shall  continue,  and is hereby authorized and empowered,  to prepare,  execute and deliver, all instruments of satisfaction or  cancellation,  or of  partial  or  full  release,  discharge  and all  other  comparable instruments,  with  respect  to the  Mortgage  Loans  and  with  respect  to  the  Mortgaged
Properties.

            Notwithstanding  anything in this  Agreement to the contrary,  in the event of a
Principal  Prepayment in full or in part, the Servicer may not waive any prepayment  penalty or  portion  thereof  required  by the terms of the  related  Mortgage  Note  unless (i) the enforceability thereof is limited (A) by bankruptcy, insolvency,  moratorium,  receivership, or other similar law relating to creditors'  rights  generally or (B) due to acceleration in connection with a foreclosure or other involuntary  payment,  or (ii) the  enforceability is otherwise  limited or  prohibited  by  applicable  law. If the  Servicer  waives or does not collect all or a portion of a prepayment penalty relating to a Principal  Prepayment in full or in part due to any action or omission of the Servicer,  other than as provided above, the
Servicer  shall deposit the amount of such  prepayment  penalty (or such portion  thereof as had been waived for deposit) into the Custodial  Account for distribution in accordance with the terms of this Agreement.

            Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made, the Servicer shall not (unless the related mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any
Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii)
cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the "startup date" of such
REMIC under the REMIC Provisions.

                  The  Servicer   shall  perform  all  of  its  servicing   responsibilities
hereunder or may cause a subservicer to perform any such servicing  responsibilities  on its behalf,  but the use by the Servicer of a  subservicer  shall not release the Servicer  from any of its  obligations  hereunder and the Servicer shall remain  responsible  hereunder for all acts and  omissions  of each  subservicer  as fully as if such acts and  omissions  were those of the Servicer.  Any such subservicer  must be a Fannie Mae approved  seller/servicer or a  Freddie  Mac  seller/servicer  in good  standing  and no event  shall  have  occurred, including but not limited to, a change in insurance coverage,  which would make it unable to comply  with  the  eligibility  requirements  for  lenders  imposed  by  Fannie  Mae  or for seller/servicers  by Freddie  Mac,  or which  would  require  notification  to Fannie Mae or
Freddie Mac. The Servicer shall pay all fees and expenses of each  subservicer  from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                  At  the  cost  and  expense  of  the   Servicer,   without  any  right  of
reimbursement  from the Custodial  Account,  the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing  responsibilities to be  performed  by a successor  subservicer  meeting  the  requirements  in the  preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit  the  Servicer,  at the  Servicer's  option,  from  electing to service the related
Mortgage Loans itself.  In the event that the Servicer's  responsibilities  and duties under this Agreement are terminated  pursuant to Section 8.04, 9.01 or 10.01,  and if requested to do so by the Owner, the Servicer shall at its own cost and expense  terminate the rights and responsibilities  of  each  subservicer  effective  as of the  date  of  termination  of the
Servicer.  The  Servicer  shall pay all fees,  expenses or  penalties  necessary in order to terminate the rights and  responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

            Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements  between the Servicer and a subservicer or any reference  herein to actions taken  through a  subservicer  or  otherwise,  the  Servicer  shall not be  relieved  of its obligations  to the Owner and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the Mortgage  Loans.  The
Servicer   shall  be  entitled  to  enter  into  an  agreement   with  a   subservicer   for
indemnification  of the Servicer by the subservicer and nothing  contained in this Agreement shall be deemed to limit or modify such indemnification.

            Any subservicing  agreement and any other  transactions or services  relating to the Mortgage Loans  involving a subservicer  shall be deemed to be between such  subservicer and Servicer  alone,  and the Owner shall have no  obligations,  duties or liabilities  with respect to such subservicer including no obligation,  duty or liability of Owner to pay such subservicer's  fees  and  expenses.  For  purposes  of  distributions  and  advances  by the
Servicer  pursuant  to this  Agreement,  the  Servicer  shall be deemed to have  received  a payment on a Mortgage Loan when a subservicer has received such payment.

      Section 4.02  Collection of Mortgage Loan Payments.

                  Continuously  from the date  hereof  until  the date  each  Mortgage  Loan ceases to be subject to this Agreement,  the Servicer will proceed with reasonable diligence to collect all  payments  due under each  Mortgage  Loan when the same shall  become due and payable and shall,  to the extent such  procedures  shall be consistent  with this Agreement and the terms and  provisions of related  Primary  Mortgage  Insurance  Policy,  follow such collection  procedures  as it follows  with  respect to  mortgage  loans  comparable  to the
Mortgage  Loans and held for its own account.  Further,  the Servicer  will take  reasonable care in ascertaining and estimating annual ground rents,  taxes,  assessments,  water rates, fire and hazard  insurance  premiums,  mortgage  insurance  premiums,  and all other charges that,  as  provided  in the  Mortgage,  will  become  due and  payable  to the end  that the installments  payable by the  Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

      Section 4.03  Realization Upon Defaulted Mortgage Loans.

            The Servicer shall use its reasonable  efforts,  consistent  with the procedures that the Servicer would use in servicing  loans for its own account and the  requirements of the Fannie Mae Guide,  to foreclose  upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection of delinquent  payments pursuant to Section  4.01.  The Servicer  shall use its  reasonable  efforts to realize upon defaulted  Mortgage  Loans in such  manner as will  maximize  the receipt of  principal  and interest by the Owner,  taking into account,  among other things,  the timing of foreclosure proceedings.  The  foregoing  is  subject  to the  provisions  that,  in any  case in  which
Mortgaged  Property shall have suffered damage, the Servicer shall not be required to expend its own funds  toward the  restoration  of such  property  unless it shall  determine in its discretion  (i) that such  restoration  will  increase  the proceeds of  liquidation  of the related  Mortgage Loan to the Owner after  reimbursement  to itself for such  expenses,  and
(ii) that such expenses will be recoverable by the Servicer  through  Insurance  Proceeds or
Liquidation  Proceeds from the related Mortgaged Property,  as contemplated in Section 4.05.
The Servicer  shall be  responsible  for all costs and  expenses  incurred by it in any such proceedings  or  functions  as  Servicing  Advances;  provided,  however,  that it  shall be entitled to  reimbursement  therefor as provided in Section 4.05.  Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance of a deed in lieu of  foreclosure,  in the event the Servicer has  reasonable  cause to believe that a
Mortgaged  Property is  contaminated by hazardous or toxic  substances or wastes,  or if the
Owner otherwise requests an environmental  inspection or review of such Mortgaged  Property, such an inspection or review is to be conducted by a qualified  inspector.  Upon  completion of the  inspection,  the Servicer shall promptly  provide the Owner with a written report of the environmental  inspection.  After reviewing the  environmental  inspection  report,  the
Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

      Section 4.04        Establishment  of  Custodial  Accounts;  Deposits  in  Custodial
Accounts.

            The Servicer shall segregate and hold all funds collected and received  pursuant to each Mortgage  Loan  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Custodial  Accounts.  Each Custodial  Account shall be established  with a Qualified  Depository.  To the extent such funds are not deposited in a Custodial Account,  such funds may be invested in Permitted Investments for the benefit of the  Owner  (with  any  income  earned  thereon  for the  benefit  of the  Servicer).  Funds deposited  in the  Custodial  Account  may be drawn on by the  Servicer in  accordance  with
Section  4.05.  The  creation  of any  Custodial  Account  shall  be  evidenced  by a letter agreement  in the form shown in Exhibit B hereto.  The  original  of such  letter  agreement shall be furnished to the Owner upon request. The Servicer  acknowledges and agrees that the
Servicer shall bear any losses  incurred with respect to Permitted  Investments.  The amount of any such losses shall be immediately  deposited by the Servicer in the Custodial Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

            The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Custodial  Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

                  (i)   all   payments  on  account  of   principal,   including   Principal
      Prepayments, on the Mortgage Loans received after the related Servicing Transfer Date;

                  (ii)  all payments on account of interest on the Mortgage  Loans  adjusted to the related  Mortgage Loan  Remittance  Rate received  after the related  Servicing
      Transfer Date;

                  (iii) all  Liquidation  Proceeds  and REO  Disposition  Proceeds  received after the related Servicing Transfer Date;

                  (iv)  any  net  amounts   received  by  the  Servicer  after  the  related
      Servicing Transfer Date in connection with any REO Property pursuant to Section 4.13;

                  (v)   all  Insurance   Proceeds   received  after  the  related  Servicing
      Transfer Date  including  amounts  required to be deposited  pursuant to Sections 4.08 and 4.10,  other than  proceeds  to be held in the Escrow  Account  and applied to the restoration  or repair of the  Mortgaged  Property  or released  to the  Mortgagor  in accordance  with the Servicer's  normal  servicing  procedures,  the loan documents or applicable law;

                  (vi)  all Condemnation  Proceeds affecting any Mortgaged Property received after the  related  Servicing  Transfer  Date  other than  proceeds  to be held in the
      Escrow Account and applied to the  restoration or repair of the Mortgaged  Property or released  to  the  Mortgagor  in  accordance  with  the  Servicer's  normal  servicing procedures, the loan documents or applicable law;

                  (vii) any Monthly Advances as provided in Section 5.03;

                  (viii)      any  amounts  received  after the related  Servicing  Transfer
      Date and required to be deposited in the Custodial  Account  pursuant to Section 6.02;
      and

                  (ix)  with respect to each full or partial Principal  Prepayment  received after the related Servicing Transfer Date, any Prepayment Interest Shortfalls,  to the
      extent of the Servicer's  aggregate Servicing Fee received with respect to the related
      Due Period.

            The  foregoing  requirements  for  deposit  in the  Custodial  Account  shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the foregoing,  payments in the nature of late  payment  charges  and  assumption  fees,  to the extent  permitted by Section  6.01,  need not be deposited by the Servicer in the  Custodial
Account.

      Section 4.05  Permitted Withdrawals From the Custodial Account.

            The  Servicer  may,  from  time to time,  make  withdrawals  from the  Custodial
Account for the following purposes:

            (i)   to make  payments to the Owner in the  amounts and in the manner  provided for in Section 5.01;

            (ii)  to  reimburse  itself  for  Monthly  Advances,  the  Servicer's  right  to reimburse  itself  pursuant to this subclause (ii) being limited to amounts  received on the related Mortgage Loan which represent late  collections (net of the related  Servicing Fees)
of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for unreimbursed  Servicing Advances and Monthly
Advances,  the Servicer's  right to reimburse  itself  pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation  Proceeds,  Condemnation  Proceeds and Insurance  Proceeds received after the related  Servicing  Transfer Date related to such
Mortgage Loan;

            (iv)  to pay to itself as  servicing  compensation  (a) any  interest  earned on funds in the  Custodial  Account (all such  interest to be withdrawn  monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

            (v)   to reimburse itself for any Nonrecoverable Advances;

            (vi)  to transfer  funds to another  Qualified  Depository  in  accordance  with
Section 4.09 hereof;

            (vii) to reimburse itself as provided in Section 8.03 hereof;

            (viii)      to remove funds  inadvertently  placed in the  Custodial  Account in error by the Servicer; and

            (ix)  to clear and terminate the Custodial  Account upon the termination of this
Agreement.

      Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Servicer shall segregate and hold all funds collected and received  pursuant to each Mortgage Loan which  constitute  Escrow Payments  separate and apart from any of its own funds and general assets and shall  establish and maintain one or more Escrow  Accounts.
Each Escrow Account shall be  established  with a Qualified  Depository.  To the extent such funds are not  deposited  in an Escrow  Account,  such funds may be  invested  in  Permitted
Investments.  Funds  deposited  in an  Escrow  Account  may be drawn on by the  Servicer  in accordance  with Section  4.07.  The creation of any Escrow  Account shall be evidenced by a letter  agreement  in the form shown in Exhibit C. The  original  of such  letter  agreement shall be furnished to the Owner upon  request.  The  Servicer  acknowledges  and agrees that the Servicer  shall bear any losses  incurred  with respect to  Permitted  Investments.  The amount of any such  losses  shall be  immediately  deposited  by the  Servicer in the Escrow
Account,  as appropriate,  out of the Servicer's own funds,  with no right to  reimbursement therefor.

            The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Escrow  Account or Accounts no later than the second  Business  Day after  receipt of funds and retain therein:

            (i)   all Escrow Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting  timely  payment of any items as are  required  under the terms of this
Agreement;

            (ii)  all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any Mortgaged Property; and

            (iii) all  Servicing   Advances  for  Mortgagors   whose  Escrow   Payments  are
insufficient to cover escrow disbursements.

            The Servicer shall make  withdrawals  from an Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other purposes as shall be as set forth in and in accordance  with Section 4.07.  Except as provided in Section 4.07,  the
Servicer  shall be  entitled to retain any  interest  paid on funds  deposited  in an Escrow
Account by the Qualified Depository.

      Section 4.07  Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Servicer only:

            (i)   to effect  timely  payments of ground  rents,  taxes,  assessments,  water rates, fire and hazard insurance  premiums,  Primary Mortgage Insurance Policy premiums,  if applicable, and comparable items;

            (ii)  to reimburse  Servicer  for any  Servicing  Advance made by Servicer  with respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage
Loan which represent late payments or collections of Escrow Payments thereunder;

            (iii) to refund to the Mortgagor any funds as may be determined to be overages;

            (iv)  for transfer to the Custodial  Account in connection  with an  acquisition of REO Property;

            (v)   for application to restoration or repair of the Mortgaged Property;

            (vi)  to pay to the  Servicer,  or to the  Mortgagor  to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

            (vii) to pay to the Mortgagors or other parties Insurance  Proceeds deposited in accordance with Section 4.06;

            (viii)      to remove funds  inadvertently  placed in an Escrow Account in error by the Servicer; and

            (ix)  to clear and  terminate  the  Escrow  Account on the  termination  of this
Agreement.

            As part of its  servicing  duties,  the  Servicer  shall  pay to the  Mortgagors interest on funds in an Escrow  Account,  to the extent  required by law,  and to the extent that  interest  earned  on funds in the  Escrow  Account  is  insufficient,  shall  pay such interest from its own funds, without any reimbursement therefor.

      Section 4.08 Payment of Taxes,  Insurance and Other  Charges,  Maintenance of Primary
Mortgage Insurance Policies, Collections Thereunder.

                  With respect to each Mortgage Loan,  the Servicer shall maintain  accurate records  reflecting the status of ground rents,  taxes,  assessments,  water rates and other charges  which  are or may  become a lien  upon the  Mortgaged  Property  and the  status of
Primary Mortgage  Insurance Policy premiums and fire and hazard insurance coverage and shall obtain,  from time to time,  all bills for the payment of such  charges,  including  renewal premiums and shall effect  payment  thereof prior to the  applicable  penalty or termination date and at a time appropriate for securing maximum discounts allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts  sufficient  for such purposes,  as allowed under the terms of the Mortgage or  applicable  law. To the extent that the Mortgage  does not provide for Escrow  Payments,  the Servicer  shall  determine that any such payments are made by the
Mortgagor when due. The Servicer assumes full  responsibility  for the timely payment of all such  bills  and  shall  effect  timely  payments  of all  such  bills  irrespective  of the
Mortgagor's  faithful  performance  in the  payment  of same  or the  making  of the  Escrow
Payments and shall make advances from its own funds to effect such payments.

            The Servicer will maintain in full force and effect Primary  Mortgage  Insurance
Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such coverage  is  herein  required.  Such  coverage  will be  maintained  until the ratio of the current  outstanding  principal  balance of the related Mortgage Loan to the appraised value of the related  Mortgaged  Property,  based on the most recent  appraisal  of the  Mortgaged
Property performed by a Qualified Appraiser,  such appraisal to be included in the Servicing
File,  is reduced  to 80.00% or less.  The  Servicer  will not cancel or refuse to renew any
Primary Mortgage  Insurance Policy that is required to be kept in force under this Agreement unless a  replacement  Primary  Mortgage  Insurance  Policy for such  canceled or nonrenewed policy is obtained from and  maintained  with a Qualified  Insurer.  The Servicer  shall not take any action which would result in  noncoverage  under any  applicable  Primary  Mortgage
Insurance  Policy of any loss  which,  but for the actions of the  Servicer  would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly  notify the insurer under the related Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution  of  liability in  accordance  with the terms of such policy and shall take all actions  which may be  required  by such  insurer  as a  condition  to the  continuation  of coverage under the Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance
Policy is  terminated  as a result of such  assumption or  substitution  of  liability,  the
Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection  with its activities as servicer,  the Servicer  agrees to prepare and  present,  on behalf of itself and the Owner,  claims to the  insurer  under any Private
Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary
Mortgage  Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy respecting a defaulted Mortgage
Loan.  Pursuant to Section  4.04,  any amounts  collected by the Servicer  under any Primary
Mortgage  Insurance  Policy  shall  be  deposited  in  the  Custodial  Account,  subject  to withdrawal pursuant to Section 4.05.

      Section 4.09  Transfer of Accounts.

            The  Servicer  may transfer  the  Custodial  Account or the Escrow  Account to a
different  Qualified  Depository  from time to time.  The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

      Section 4.10  Maintenance of Hazard Insurance.

                  The Servicer  shall cause to be maintained for each Mortgage Loan fire and hazard  insurance  with  extended  coverage as is customary in the area where the  Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable value  of the  improvements  securing  such  Mortgage  Loan or (ii) the  greater  of (a) the outstanding  principal  balance of the Mortgage Loan,  and (b) the percentage  such that the proceeds  thereof shall be sufficient  to prevent the  Mortgagor  and/or the Mortgagee  from becoming a  co-insurer.  If the Mortgaged  Property is in an area  identified in the Federal
Register by the Federal  Emergency  Management  Agency as being a special  flood hazard area that has  federally-mandated  flood  insurance  requirements,  the Servicer will cause to be maintained a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal Insurance  Administration with a generally  acceptable  insurance carrier, in an amount  representing  coverage  not less  than the  least of (i) the  outstanding  principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements  securing such Mortgage  Loan or (iii) the maximum  amount of insurance  which is available  under the
Flood Disaster  Protection Act of 1973, as amended.  The Servicer shall also maintain on the
REO Property,  fire and hazard  insurance  with  extended  coverage in an amount which is at least  equal to the maximum  insurable  value of the  improvements  which are a part of such property,  liability  insurance  and, to the extent  required and available  under the Flood
Disaster  Protection  Act of 1973,  as  amended,  flood  insurance  in an amount as provided above.  Any amounts  collected by the Servicer under any such policies other than amounts to be  deposited  in the  Escrow  Account  and  applied  to the  restoration  or  repair of the
Mortgaged  Property or REO Property,  or released to the  Mortgagor in  accordance  with the
Servicer's  normal  servicing  procedures,  shall be  deposited  in the  Custodial  Account, subject to withdrawal  pursuant to Section  4.05. It is understood  and agreed that no other additional  insurance  need be required by the Servicer or the  Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loans,  other than pursuant to the Fannie Mae
Guide or such  applicable  state or federal laws and  regulations as shall at any time be in force and as shall require such  additional  insurance.  All such policies shall be endorsed with standard  mortgagee clauses with loss payable to the Servicer and its successors and/or
assigns  and  shall  provide  for  at  least  thirty  days  prior  written   notice  of  any
cancellation,  reduction in the amount or material  change in coverage to the Servicer.  The
Servicer shall not interfere with the Mortgagor's  freedom of choice in selecting either his insurance carrier or agent,  provided,  however, that the Servicer shall not accept any such insurance  policies from  insurance  companies  unless such  companies  currently  reflect a
General Policy Rating in Best's Key Rating Guide currently  acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

      Section 4.11  [RESERVED].
      Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

            The Servicer shall maintain,  at its own expense, a blanket fidelity bond and an errors and omissions  insurance  policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage
Loans and who handle  funds,  money,  documents and papers  relating to the Mortgage  Loans.
The Fidelity  Bond and errors and omissions  insurance  shall be in the form of the Mortgage
Banker's  Blanket Bond and shall protect and insure the Servicer  against losses,  including forgery,  theft,  embezzlement,  fraud,  errors and  omissions  and  negligent  acts of such persons.  Such  Fidelity  Bond and errors and  omissions  insurance  shall also  protect and insure the Servicer  against losses in connection with the failure to maintain any insurance policies  required  pursuant to this Agreement and the release or satisfaction of a Mortgage
Loan  without  having  obtained  payment in full of the  indebtedness  secured  thereby.  No provision  of this  Section  4.12  requiring  the  Fidelity  Bond and errors  and  omissions insurance  shall  diminish or relieve the Servicer  from its duties and  obligations  as set forth in this  Agreement.  The minimum  coverage  under any such Fidelity Bond and insurance policy shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the
Fannie Mae Guide or by Freddie  Mac in the  Freddie  Mac Guide.  The  Servicer  shall,  upon request of Owner,  deliver to the Owner a certificate  from the surety and the insurer as to the  existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement  from the surety and the insurer  that such  Fidelity  Bond or  insurance policy shall in no event be  terminated  or materially  modified  without  thirty days prior written  notice to the Owner.  The Servicer shall notify the Owner within five Business Days of receipt of notice  that such  Fidelity  Bond or  insurance  policy  will be, or has been, materially  modified  or  terminated.  The  Owner and its  successors  or  assigns  as their interests  may appear must be named as loss payees on the  Fidelity  Bond and as  additional insured on the errors and omissions policy.

      Section 4.13  Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the Owner or its designee.  Any such Person or Persons  holding such title other than the
Owner shall  acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

                    The Servicer  shall assume the  responsibility  for marketing each
      REO Property in accordance with Accepted Servicing  Practices.  Thereafter,  the
      Servicer shall continue to provide certain administrative  services to the Owner relating  to such REO  Property  as set  forth  in this  Section  4.13.  The REO
      Property must be sold within three years  following the end of the calendar year of the date of  acquisition  if a REMIC  election  has been made with respect to the  arrangement  under  which the  Mortgage  Loans and REO  Property  are held, unless (i) the Owner  shall have been  supplied  with an Opinion of Counsel  (at the  Servicer's  expense) to the effect that the holding by the related trust of such Mortgaged  Property  subsequent to such  three-year  period (and specifying the period beyond such  three-year  period for which the Mortgaged  Property may
      be  held)  will  not  result  in  the   imposition   of  taxes  on   "prohibited
      transactions"  of the related  trust as defined in Section 860F of the Code,  or cause  the  related  REMIC  to fail to  qualify  as a REMIC,  in which  case the related  trust may  continue  to hold such  Mortgaged  Property  (subject to any conditions  contained  in such  Opinion of  Counsel),  or (ii) the Owner (at the
      Servicer's  expense)  or the  Servicer  shall  have  applied  for,  prior to the expiration of such three-year  period, an extension of such three-year period in the manner  contemplated  by Section  856(e)(3)  of the Code,  in which case the three-year  period  shall be  extended  by the  applicable  period.  If a period longer  than  three  years is  permitted  under the  foregoing  sentence  and is necessary to sell any REO  Property,  the Servicer  shall report  monthly to the
      Owner as to progress being made in selling such REO Property.

              Notwithstanding  any other  provision of this  Agreement,  if a REMIC election has been  made,  no  Mortgaged  Property  held by a REMIC  shall be rented  (or  allowed  to continue to be rented) or  otherwise  used for the  production  of income by or on behalf of the  related  trust or sold in such a manner or  pursuant  to any terms that would (i) cause such Mortgaged  Property to fail to qualify at any time as "foreclosure  property"  within a meaning of Section  860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure  property" with respect to such  Mortgaged  Property  within the  meaning of Section  860G(c) of the Code,  or (iii)
cause the sale of such  Mortgaged  Property to result in the receipt by the related trust or any income from  non-permitted  assets as described in Section  860F(a)  (2)(B) of the Code, unless the  Servicer  has agreed to  indemnify  and hold  harmless  the  related  trust with respect to the imposition of any such taxes.

            The Servicer shall,  either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve,  protect and operate each REO
Property  in the same  manner  that it  manages,  conserves,  protects  and  operates  other foreclosed  property  for its own account,  and in the same manner that similar  property in the same locality as the REO Property is managed.  Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and  conditions  as the Servicer  deems to be in the best  interest of the Owner.  The REO  Disposition  Proceeds  from the sale of the
REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as practical thereafter,  the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

            The Servicer  shall cause each REO Property to be  inspected  promptly  upon the acquisition  of title  thereto and shall cause each REO  Property to be  inspected  at least monthly thereafter or more frequently as may be required by the circumstances.  The Servicer shall make or cause the  inspector to make a written  report of each such  inspection.  Such reports  shall be retained in the  Servicing  File and copies  thereof shall be forwarded by the Servicer to the Owner.

            Notwithstanding  anything to the contrary set forth in this  Section  4.13,  the parties  hereto  hereby  agree that the Owner,  at its option,  shall be entitled to manage, conserve,  protect and operate each REO Property for its own benefit (such  option,  an "REO
Option").  In connection  with the exercise of an REO Option,  the prior two  paragraphs and the related  provisions of Section 4.03 and Section  4.04(iii)  (such  provisions,  the "REO
Marketing  Provisions")  shall be revised  as  follows.  Following  the  acquisition  of any
Mortgaged  Property,  the  Servicer  shall  submit a  detailed  invoice to the Owner for all related  Servicing  Advances and, upon  exercising the REO Option,  the Owner shall promptly reimburse  the Servicer  for such  amounts.  In the event the REO Option is  exercised  with respect to an REO Property,  Section 4.04 (iii) shall not be applicable thereto.  References made in Section 4.03 with respect to the  reimbursement  of Servicing  Advances  shall,  for purposes  of such REO  Property,  be  deemed  to be  covered  by this  paragraph.  The Owner acknowledges that, in the event it exercises an REO Option,  with respect to the related REO
Property,  there  shall be no  breach  by the  Servicer  based  upon or  arising  out of the
Servicer's failure to comply with the REO Marketing Provisions.

      Section 4.14  Notification of Adjustments.

            With  respect to each  Mortgage  Loan,  the  Servicer  shall adjust the Mortgage
Interest Rate on the related  Interest Rate Adjustment Date in compliance with  requirements of  applicable  law and the related  electronic  data  received on the Mortgage and Mortgage
Note.  The Servicer shall execute and deliver any and all necessary  notices  required under applicable  law and the terms of the related  electronic  data received on the Mortgage Note
and  Mortgage  regarding  the  Mortgage  Interest  Rate  adjustments.   The  Servicer  shall
promptly,  upon written request by the Owner,  deliver to the Owner such  notifications  and any additional  applicable data regarding such adjustments and the methods used to calculate and  implement  such  adjustments.  Upon the  discovery  by the  Servicer  of the receipt of notice from the Owner that the  Servicer  has failed to adjust a Mortgage  Interest  Rate in accordance  with the terms of the related  Mortgage  Note and Mortgage,  the Servicer  shall immediately  deposit in the Custodial  Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

                                         ARTICLE V
                                   PAYMENTS TO THE OWNER

      Section 5.01  Remittances.

            On each  Remittance  Date, the Servicer shall remit to the Owner (i) all amounts credited to the  Custodial  Account as of the close of  business  on the  related  preceding
Determination  Date,  net of  charges  against or  withdrawals  from the  Custodial  Account pursuant to Section 4.05,  other than  Principal  Prepayments  received after the end of the preceding  calendar  month,  plus,  to the extent not  already  deposited  in the  Custodial
Account,  the sum of (ii) all Monthly  Advances,  if any, which the Servicer is obligated to distribute  pursuant  to  Section  5.03 and (iii) all  Prepayment  Interest  Shortfalls  the
Servicer  is  required  to  make up  pursuant  to  Section  4.04,  minus  (iv)  any  amounts attributable to Monthly  Payments  collected after the related  Servicing  Transfer Date but due on a Due Date or Dates  subsequent  to the last day of the  related  Due  Period,  which amounts shall be remitted on the related  Remittance Date next succeeding the Due Period for such amounts.

            With respect to any  remittance  received by the Owner after the Business Day on which such payment was due, the  Servicer  shall pay to the Owner  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each  change, plus two percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall be deposited in the Custodial  Account by the Servicer on the date such late  payment is made and shall  cover the period  commencing  with the day following  such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution  payable on the next succeeding  related  Remittance  Date. The payment by the Servicer of any such interest shall not be deemed an  extension of time for payment or a waiver of any Event of Default by the Servicer.

      Section 5.02  Statements to the Owner.

            The Servicer shall furnish to the Owner an individual  Mortgage Loan  accounting report (a  "Report"),  as of the last Business Day of each month (or August 31, 2002, in the case of the initial  Report),  in the  Servicer's  assigned  loan  number  order to document
Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month,  such Report  shall be received by the Owner no later than the fifth  Business Day of the month of the related  Remittance  Date (or September 5, 2002, in the case of the initial
Report)  on a disk or tape or  other  computer-readable  format,  in such  format  as may be mutually  agreed upon by both the Owner and the  Servicer,  and in hard copy,  which  Report shall contain the following:

            (i)   with  respect  to each  Monthly  Payment,  the  amount of such  remittance allocable to interest;

            (ii)  the amount of servicing  compensation  received by the Servicer during the prior distribution period;

            (iii) the aggregate Stated Principal Balance of the Mortgage Loans;

            (iv)  the number and aggregate  outstanding principal balances of Mortgage Loans
(a)  delinquent  (1) 30 to 59 days,  (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

            (v)   such other reports as may reasonably be required by the Owner.

            The Servicer  shall also provide with each such Report a trial  balance,  sorted in the  Owner's  assigned  loan  number  order,  and such other loan  level  information  as described on Exhibits E and F, in electronic tape form.

            The Servicer shall prepare and file any and all information  statements or other filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the  transactions  contemplated hereby. In addition,  the Servicer shall provide the Owner with such information  concerning the Mortgage  Loans as is necessary  for the Owner to prepare its federal  income tax return as the Owner may reasonably request from time to time.

            In  addition,  not more than 60 days after the end of each  calendar  year,  the
Servicer  shall  furnish to each Person who was an Owner at any time  during  such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the  aggregate of  remittances  of principal  and interest for the  applicable portion of such year.

      Section 5.03  Monthly Advances by the Servicer.

            Not  later  than the  close of  business  on the  Business  Day  preceding  each
Remittance Date, the Servicer shall deposit in the Custodial  Account an amount equal to all payments  not  previously  advanced by the  Servicer,  whether or not  deferred  pursuant to
Section 4.01, of Monthly  Payments,  adjusted to the related  Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related  Determination Date;  provided, however,  that the amount of any such  deposit  may be reduced by the Amount Held for Future
Distribution  (as defined  below) then on deposit in the Custodial  Account.  Any portion of the Amount Held for Future  Distribution  used to pay Monthly  Advances shall be replaced by the  Servicer by deposit into the  Custodial  Account on any future  Remittance  Date to the extent that the funds that are  available in the  Custodial  Account for  remittance  to the
Owner on such  Remittance  Date are less than the amount of payments  required to be made to the Owner on such Remittance Date.

            The "Amount Held for Future  Distribution"  as to any  Remittance  Date shall be the total of the  amounts  held in the  Custodial  Account at the close of  business  on the preceding  Determination  Date which were received after the related Servicing Transfer Date on account of (i)  Liquidation  Proceeds,  Insurance  Proceeds,  and  Principal  Prepayments
received or made in the month of such  Remittance  Date, and (ii) payments  which  represent early  receipt of  scheduled  payments  of  principal  and  interest  due on a date or dates subsequent to the related Due Date.

            The Servicer's  obligation to make such Monthly Advances as to any Mortgage Loan will continue  through the final  disposition  or  liquidation  of the  Mortgaged  Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation  Proceeds,  REO
Disposition  Proceeds or Insurance  Proceeds with respect to the  applicable  Mortgage Loan.
In such latter event,  the Servicer  shall deliver to the Owner an Officer's  Certificate of the  Servicer  to the effect  that an officer  of the  Servicer  has  reviewed  the  related
Servicing   File  and  has  obtained  a  recent   appraisal  and  has  made  the  reasonable
determination that any additional  advances are nonrecoverable from Liquidation or Insurance
Proceeds with respect to the applicable Mortgage Loan.

      Section 5.04  Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the
Owner a liquidation report with respect to such Mortgaged Property in such form as the
Servicer and the Owner shall agree.  The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                         ARTICLE VI
                                GENERAL SERVICING PROCEDURES

      Section 6.01  Assumption Agreements.

            The  Servicer  will,  to the  extent  it has  knowledge  of  any  conveyance  or prospective  conveyance  by any  Mortgagor  of a  Mortgaged  Property  (whether  by absolute conveyance  or by  contract  of,  sale,  and whether or not the  Mortgagor  remains or is to remain  liable  under the  Mortgage  Note  and/or  the  Mortgage),  exercise  its  rights to accelerate the maturity of such Mortgage Loan under any  "due-on-sale"  clause to the extent permitted by law;  provided,  however,  that the Servicer shall not exercise any such rights if  prohibited  by law or the terms of the Mortgage Note from doing so or if the exercise of such  rights  would  impair or  threaten to impair any  recovery  under the related  Primary
Mortgage  Insurance Policy, if any. If the Servicer  reasonably  believes it is unable under applicable  law to enforce  such  "due-on-sale"  clause,  the  Servicer,  will enter into an assumption  agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be  conveyed,  pursuant to which such person  becomes  liable under the Mortgage
Note and, to the extent  permitted by  applicable  state law, the Mortgagor  remains  liable thereon.  Where an assumption is allowed  pursuant to this Section 6.01, the Servicer,  with the prior  consent of the primary  mortgage  insurer,  if any, is authorized to enter into a substitution of liability  agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original  mortgagor is released from  liability and such Person is  substituted  as mortgagor  and becomes  liable under the related Mortgage Note. Any such  substitution of liability  agreement shall be in lieu of an assumption agreement.

            In  connection  with any such  assumption  or  substitution  of  liability,  the
Servicer  shall follow the  underwriting  practices and  procedures of the Fannie Mae Guide.
With respect to an  assumption or  substitution  of  liability,  the Mortgage  Interest Rate borne by the  related  Mortgage  Note  and the  amount  of the  Monthly  Payment  may not be changed.  The  Servicer  shall notify the Owner that any such  substitution  of liability or assumption  agreement has been completed by forwarding to the Owner the original of any such substitution  of liability or assumption  agreement,  which  document  shall be added to the related  Mortgage Loan Documents and shall,  for all purposes,  be considered a part of such
related   mortgage  file  to  the  same  extent  as  all  other  documents  and  instruments constituting  a part  thereof.  All fees  collected by the  Servicer  for  entering  into an assumption or substitution of liability agreement shall belong to the Servicer.

            Notwithstanding the foregoing  paragraphs of this section or any other provision of this  Agreement,  the Servicer shall not be deemed to be in default,  breach or any other violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage Loan by operation  of law or any  assumption  which  the  Servicer  may be  restricted  by law  from preventing,  for any  reason  whatsoever.  For  purposes  of this  Section  6.01,  the  term
"assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject  to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

            Upon the payment in full of any Mortgage  Loan,  the Servicer  will  immediately notify the Custodian with a  certification  and request for release by a Servicing  Officer, which  certification  shall  include a statement to the effect that all amounts  received in connection  with such payment  which are required to be deposited in the  Custodial  Account pursuant to Section 4.04 have been so deposited,  and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents  held by the  Custodian.  Upon receipt of such certification  and  request,  the Owner shall  promptly  release or cause the  Custodian  to promptly  release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for  execution by the Owner or at the Owner's  option  execute under the authority of a power of attorney  delivered to the Servicer by the Owner any satisfaction or release.  No expense  incurred in connection  with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

            In the event the  Servicer  satisfies  or  releases  a Mortgage  without  having obtained payment in full of the indebtedness  secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage  instruments,  the Servicer,  upon written  demand,  shall remit  within two  Business  Days to the Owner the then  outstanding principal  balance  of the  related  Mortgage  Loan  by  deposit  thereof  in the  Custodial
Account.  The Servicer  shall  maintain the Fidelity Bond insuring the Servicer  against any loss it may sustain with respect to any Mortgage Loan not  satisfied in accordance  with the procedures set forth herein.

            From time to time and as  appropriate  for the servicing or  foreclosure  of the
Mortgage  Loans,  including  for the  purpose  of  collection  under  any  Primary  Mortgage
Insurance Policy,  upon request of the Servicer and delivery to the Custodian of a servicing receipt  signed by a  Servicing  Officer,  the  Custodian  shall  release the portion of the
Mortgage Loan Documents held by the Custodian to the Servicer.  Such servicing receipt shall obligate  the  Servicer  to promptly  return the  related  Mortgage  Loan  Documents  to the
Custodian,  when the need  therefor by the  Servicer no longer  exists,  unless the Mortgage
Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited  in the  Custodial  Account  or such  documents  have been  delivered  to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating  or pursuing  legal action or other  proceedings  for the  foreclosure  of the
Mortgaged  Property  either  judicially  or  non-judicially,  and the  Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing  Officer  certifying as to the name and  address  of the  Person to which  such  documents  were  delivered  and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing  Officer stating that such Mortgage Loan was liquidated,  the servicing  receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

      Section 6.03  Servicing Compensation.

            As compensation  for its services  hereunder,  the Servicer shall be entitled to withdraw  from  the  Custodial  Account  the  Servicing  Fee;  provided,  however,  that  in connection  with any Mortgage Loans sold by the Owner to Fannie Mae, the Servicer may deduct its  Servicing  Fee  from  amounts  due the  Owner  pursuant  to  Section  5.01.  Additional servicing  compensation  in the form of assumption  fees, as provided in Section 6.01,  late payment  charges and other  ancillary fees  (excluding any  prepayment  penalties)  shall be retained  by the  Servicer  to the extent not  required  to be  deposited  in the  Custodial
Account.  The Servicer  shall be required to pay all expenses  incurred by it in  connection with its servicing activities hereunder and shall not be entitled to reimbursement  therefor except as specifically provided for.

            The Servicer shall pay on behalf of the Owner any and all guarantee fees due in connection with Mortgage Loans sold by the Owner to Fannie Mae.  The amount of such guarantee fees shall be deducted by the Servicer from the amounts due the Owner pursuant to
Section 5.01; provided that if the guarantee fees exceed such amount, the Servicer shall provide the Owner with an original invoice for the amount of any such excess, and the Owner shall pay such invoice by wire transfer to the account designated by the Servicer within 45 days of receipt of such invoice.

      Section 6.04  Annual Statement as to Compliance; Financial Statements.

            The Servicer will deliver to the Owner not later than 90 days  following the end of each fiscal year of the Servicer,  an Officers' Certificate stating, as to each signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar
year  and  of  performance   under  this  Agreement  has  been  made  under  such  officers'
supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the
Servicer has fulfilled all of its  obligations  under this Agreement  throughout  such year, or, if there has been a default in the fulfillment of any such  obligation,  specifying each such  default  known to such  officers  and the nature and  status  thereof  except for such defaults as such Officers in their good faith judgment believe to be immaterial.

            Upon request by the Owner or the Master  Servicer,  the Servicer will deliver to such  requesting  party a copy of the audited (if such  financial  statements are available, otherwise  unaudited)  financial  statements of the Servicer for the most recent fiscal year of the Servicer.

      Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

            Not later than 90 days  following  the end of each fiscal year of the  Servicer, the Servicer at its expense shall cause a firm of independent  public accountants which is a member of the American  Institute of Certified Public  Accountants to furnish a statement to the Owner to the effect that such firm has examined  certain  documents and records relating to the  Servicer's  servicing  of  mortgage  loans of the same  type as the  Mortgage  Loans pursuant to servicing agreements  substantially similar to this Agreement,  which agreements may  include  this  Agreement,  and  that,  on the basis of such an  examination,  conducted substantially  in  accordance  with the Uniform  Single  Attestation  Program  for  Mortgage
Bankers,  such firm is of the opinion that the  Servicer's  servicing has been  conducted in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such statement.

      Section 6.06  Owner's Right to Examine Servicer Records.

            The Owner  shall  have the right to  examine  and audit,  at its  expense,  upon reasonable notice to the Servicer,  during business hours or at such other times as might be reasonable under applicable circumstances,  any and all of the books, records, documentation or other  information of the Servicer,  or held by another for the Servicer or on its behalf or otherwise,  which relate to the  performance  or observance by the Servicer of the terms, covenants or conditions of this Agreement.

            The Servicer shall provide to the Owner and any supervisory  agents or examiners representing  a state or federal  governmental  agency  having  jurisdiction  over the Owner access to any  documentation  regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable  regulations.  Such access shall be afforded without charge,  upon  reasonable  request,  during normal  business hours and at the offices of the
Servicer, and in accordance with the applicable federal or state government regulations.

      Section 6.07  Compliance with REMIC Provisions.

            If a REMIC  election has been made with respect to the  arrangement  under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action,  cause the  REMIC to take any  action  or fail to take (or fail to cause to be  taken)  any  action that,  under  the  REMIC  Provisions,  if taken or not  taken,  as the case may be could (i)
endanger the status of the REMIC as a REMIC or (ii) result in the  imposition  of a tax upon the REMIC  (including but not limited to the tax on "prohibited  transactions" as defined in
Section  860F(a)(2)  of the  Code  and the tax on  "contribution"  to a REMIC  set  forth in
Section  860G(d) of the Code unless the  Servicer has received an Opinion of Counsel (at the expense of the party  seeking to take such  actions)  to the  effect  that the  contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

      Section 6.08  Non-solicitation.

            The Servicer shall not knowingly conduct any solicitation  exclusively  targeted to the  Mortgagors  for the purpose of  inducing  or  encouraging  the early  prepayment  or refinancing  of the related  Mortgage  Loans.  It is understood  and agreed that  promotions undertaken  by the Servicer or any agent or affiliate of the Servicer  which are directed to the  general  public  at  large,  including,  without  limitation,  mass  mailings  based on commercially acquired mailing lists,  newspaper,  radio and television  advertisements shall not constitute  solicitation  under this section.  Nothing  contained  herein shall prohibit the  Servicer  from  (i)  distributing  to  Mortgagors  any  general  advertising  including information  brochures,  coupon  books,  or  other  similar  documentation  which  indicates services the Servicer  offers,  including  refinances  or (ii)  providing  financing of home equity loans to Mortgagors at the Mortgagor's request.

                                        ARTICLE VII
                             REPORTS TO BE PREPARED BY SERVICER

      Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                  The Servicer  shall furnish to the Owner upon request,  during the term of this  Agreement,  such  periodic,  special or other reports or  information,  whether or not provided for herein,  as shall be necessary,  reasonable or appropriate  with respect to the purposes of this  Agreement.  The Servicer may negotiate with the Owner for a reasonable fee for  providing  such report or  information,  unless (i) the  Servicer is required to supply such report or  information  pursuant to any other  section of this  Agreement,  or (ii) the report or information  has been  requested in connection  with Internal  Revenue  Service or other regulatory agency  requirements.  All such reports or information shall be provided by and in accordance with all reasonable  instructions  and directions  given by the Owner. The
Servicer agrees to execute and deliver all such  instruments and take all such action as the
Owner,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                        ARTICLE VIII
                                        THE SERVICER

      Section 8.01  Indemnification; Third Party Claims.

            The Servicer  agrees to indemnify the Owner,  its  successors  and assigns,  any agent of the Owner,  and the Master  Servicer,  and hold each of such Persons  harmless from and against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs,  judgments,  and any other costs,  fees and expenses that such Person may sustain in any way related to the  failure of the  Servicer to perform in any way its duties and service the Mortgage  Loans in strict  compliance  with the terms of this  Agreement and for  breach  of any  representation  or  warranty  of the  Servicer  contained  herein.  The
Servicer shall immediately  notify the Owner or other indemnified  Person if a claim is made by a third party with  respect to this  Agreement or the  Mortgage  Loans,  assume (with the consent  of the  Owner  and  such  other  Indemnified  Person  and with  counsel  reasonably satisfactory  to the  Owner  and such  Person)  the  defense  of any such  claim and pay all expenses in connection  therewith,  including counsel fees, and promptly pay,  discharge and satisfy any  judgment or decree  which may be entered  against it or such other  indemnified
Person  in  respect  of such  claim but  failure  to so  notify  the  Owner  and such  other indemnified  Person shall not limit its obligations  hereunder.  The Servicer agrees that it will not enter into any  settlement  of any such claim  without the consent of the Owner and such other indemnified  Person unless such settlement  includes an unconditional  release of the Owner and such other  indemnified  Person from all liability  that is the subject matter of such claim.  The  provisions  of this  Section  8.01 shall  survive  termination  of this
Agreement.

      Section 8.02  Merger or Consolidation of the Servicer.

            The Servicer will keep in full effect its existence,  rights and franchises as a federal savings bank under the laws the United States except as permitted  herein,  and will obtain and  preserve  its  qualification  to do  business as a foreign  corporation  in each jurisdiction  in which such  qualification  is or shall be necessary to protect the validity and  enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any  Person  into  which the  Servicer  may be merged  or  consolidated,  or any corporation  resulting from any merger,  conversion or  consolidation  to which the Servicer shall be a party,  or any Person  succeeding to the business of the Servicer  whether or not related to loan  servicing,  shall be the successor of the Servicer  hereunder,  without the execution  or  filing  of any  paper or any  further  act on the part of any of the  parties hereto,  anything  herein  to the  contrary  notwithstanding;  provided,  however,  that the successor or surviving  Person  shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the  deposits of which are insured by the FDIC,  or which is a
HUD-approved  mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved  seller/servicer  in good standing.

      Section 8.03  Limitation on Liability of the Servicer and Others.

            Neither  the  Servicer  nor any of the  officers,  employees  or  agents  of the
Servicer  shall be under any  liability to the Owner for any action taken or for  refraining from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in judgment made in good faith;  provided,  however,  that this provision shall not protect the
Servicer  or any such  person  against  any breach of  warranties  or  representations  made herein,  or failure to perform in any way its obligations in compliance with any standard of care set forth in this  Agreement,  or any  liability  which would  otherwise  be imposed by reason of  negligence  or any  breach of the terms and  conditions  of this  Agreement.  The
Servicer  and any  officer,  employee or agent of the Servicer may rely in good faith on any document of any kind prima facie  properly  executed and  submitted by the Owner  respecting any matters  arising  hereunder.  The Servicer  shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not  incidental  to its duties to service the Mortgage  Loans in accordance  with this  Agreement and which in its opinion may involve it in any expenses or liability;  provided, however, that the Servicer may, with the consent of the Owner,  which consent shall not be unreasonably  withheld,  undertake any such action which it may deem  necessary or desirable  with respect to this Agreement and the rights and duties of the parties  hereto.  In such event,  the  reasonable  legal expenses and costs of such action and any liability resulting  therefrom shall be expenses,  costs and liabilities for which the Owner will be liable,  and the  Servicer  shall be entitled  to be  reimbursed therefor from the Custodial Account pursuant to Section 4.05.

      Section 8.04  Reserved.

      Section 8.05  No Transfer of Servicing.

            With respect to the  retention  of the  Servicer to service the  Mortgage  Loans hereunder,  the  Servicer  acknowledges  that  the  Owner  has  acted in  reliance  upon the
Servicer's  independent status, the adequacy of its servicing  facilities,  plan, personnel,
records  and  procedures,   its  integrity,   reputation  and  financial  standing  and  the
continuance  thereof.  Without in any way  limiting  the  generality  of this  section,  the
Servicer shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially  all of its  property  or assets,  without the prior  written  approval of the
Owner,  which approval shall not be  unreasonably  withheld;  provided that the Servicer may assign  the  Agreement  and the  servicing  hereunder  without  the  consent  of Owner to an affiliate of the Servicer to which all  servicing of the Servicer is assigned so long as (i)
such affiliate is a Fannie Mae and Freddie Mac approved  servicer and (ii) if it is intended that such affiliate be spun off to the  shareholders of the Servicer,  such affiliate have a
GAAP net worth of at least  $25,000,000  and (iii) such affiliate shall deliver to the Owner a  certification  pursuant to which such affiliate  shall agree to be bound by the terms and conditions  of this  Agreement  and shall  certify  that such  affiliate is a Fannie Mae and
Freddie Mac approved servicer in good standing.

                                         ARTICLE IX
                                          DEFAULT

      Section 9.01  Events of Default.

            In case one or more of the  following  Events of Default by the  Servicer  shall occur and be continuing, that is to say:

            (i)   any failure by the Servicer to remit to the Owner any payment  required to be made under the terms of this  Agreement  which  continues  unremedied for a period of two
(2) Business Days after written notice thereof (it being  understood that this  subparagraph shall not affect Servicer's  obligation  pursuant to Section 5.01 to pay default interest on any remittance  received by the Owner after the Business Day on which such payment was due);
or

            (ii)  any failure on the part of the Servicer  duly to observe or perform in any material  respect any other of the  covenants or  agreements on the part of the Servicer set forth in this  Agreement,  the  breach  of which has a  material  adverse  effect  and which continue  unremedied  for a period of sixty days  (except  that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement and such failure shall be deemed to have a material adverse effect)  after the date on which written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

            (iii) a decree  or order of a court or agency or  supervisory  authority  having jurisdiction  for  the  appointment  of a  conservator  or  receiver  or  liquidator  in any insolvency,  bankruptcy,  readjustment  of debt,  marshaling  of assets and  liabilities  or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against  the  Servicer  and such  decree  or order  shall  have  remained  in force undischarged or unstayed for a period of sixty days; or

            (iv)  the  Servicer  shall  consent  to  the  appointment  of a  conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshaling of assets and  liabilities  or similar  proceedings  of or  relating  to the  Servicer or of or relating to all or substantially all of its property; or

            (v)   the  Servicer  shall  admit in  writing  its  inability  to pay its  debts generally  as  they  become  due,  file a  petition  to  take  advantage  of any  applicable insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi)  the  Servicer  ceases to be approved  by either  Fannie Mae or Freddie Mac
(to the extent such entities are then operating in a capacity  similar to that in which they operate on the date  hereof) as a mortgage  loan  servicer  for more than thirty days to the extent such entities perform similar functions; or

            (vii) the  Servicer  attempts  to  assign  its right to  servicing  compensation hereunder or the Servicer  attempts,  without the consent of the Owner, to sell or otherwise dispose of all or  substantially  all of its property or assets or to assign this  Agreement or the  servicing  responsibilities  hereunder  or to delegate  its duties  hereunder or any portion thereof except as otherwise permitted herein; or

            (viii)      the  Servicer  ceases to be  qualified  to transact  business in any
jurisdiction   where  it  is   currently  so   qualified,   but  only  to  the  extent  such
non-qualification  materially and adversely  affects the  Servicer's  ability to perform its obligations hereunder;

            then,  and in each and every such case, so long as an Event of Default shall not have been  remedied,  the Owner,  by notice in writing to the  Servicer  may, in addition to whatever  rights  the Owner may have  under  Section  8.01 and at law or equity to  damages, including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the Servicer  under this  Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Servicer for the same. On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer under this
Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01. Upon written request from the
Owner,  the Servicer  shall  prepare,  execute and deliver,  any and all documents and other instruments,  place in such successor's possession all Servicing Files, and do or accomplish all other acts or things  necessary or  appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related  documents,  or otherwise,  at the Servicer's  sole expense.  The Servicer agrees to cooperate  with the Owner and such  successor in effecting the  termination of the
Servicer's  responsibilities  and  rights  hereunder,  including,  without  limitation,  the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Servicer to the  Custodial  Account or Escrow  Account or thereafter received with respect to the Mortgage Loans or any REO Property.

      Section 9.02  Waiver of Defaults.

            The Owner may waive only by written  notice any  default by the  Servicer in the performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent expressly so waived in writing.

                                         ARTICLE X
                                        TERMINATION
      Section 10.01  Termination.

            The respective  obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect thereto)  of the  last  Mortgage  Loan  or the  disposition  of all  REO  Property  and  the remittance of all funds due hereunder;  (ii) by mutual consent of the Servicer and the Owner in writing;  (iii)  termination by the Owner pursuant to Section 9.01,  (iv) sixty (60) days prior  written  notice by the Owner to the  Servicer  or (v) one hundred  twenty  (120) days prior written notice by the Servicer to the Owner.

            If the  Owner  at its  option  elects  to  terminate  all of the  rights  of the
Servicer hereunder in accordance with subsection (iv) of the preceding paragraph,  the Owner shall pay the  Servicer an amount  equal to (i) if such  termination  occurs  within the six month period  following the Servicing  Transfer Date, an amount equal to $50.00 per Mortgage
Loan,  (ii) if such  termination  occurs  during the period  which is seven months to twelve months  following the Servicing  Transfer Date, an amount equal to $25.00 per Mortgage Loan,
(iii) if such  termination  occurs  during the period  which is  thirteen  months to fifteen months  following the Servicing  Transfer  Date, an amount equal to $15.00 per Mortgage Loan and (iv) if such  termination  occurs during the period which is sixteen (16) months or more following the Servicing Transfer Date, an amount equal to $10.00.

            Simultaneously   with  any  such  termination  and  the  transfer  of  servicing hereunder,  the Servicer  shall be entitled to be reimbursed for any  outstanding  Servicing
Advances and Monthly Advances.

      Section 10.02 Removal of Mortgage  Loans from  Inclusion  under this Agreement upon a
Whole Loan Transfer or a Pass-Through Transfer.

                  The Servicer  acknowledges  and the Owner agrees that with respect to some or all of the  Mortgage  Loans,  the Owner may  effect  either  (1) one or more  Whole  Loan
Transfers, or  (2) one or more Pass-Through Transfers.

                                    The  Servicer   shall   cooperate   with  the  Owner  in
      connection with any Whole Loan Transfer or Pass-Through  Transfer  contemplated by the
      Owner pursuant to this Section. In connection therewith,  and without limitation,  the
      Owner shall  deliver any  reconstitution  agreement or other  document  related to the
      Whole Loan  Transfer or  Pass-Through  Transfer to the Servicer at least 15 days prior to such transfer and the Servicer shall (i) execute any such reconstitution  agreement
      which  contains  provisions   substantially  similar  to  those  herein  or  otherwise
      reasonably   acceptable  to  the  Owner  and  the  Servicer  and  which  restates  the representations  and  warranties  contained  in Article III as of the date of transfer
      (except to the extent any such  representation  or  warranty  is not  accurate on such date); provided,  however, that Servicer agrees that any such reconstitution agreement in connection  with a Whole Loan Transfer to Fannie Mae will be reasonably  acceptable to the Servicer if it obligates the Servicer to service the Mortgage Loans  identified therein  and to remit and report,  all in  accordance  with the Fannie Mae Guide;  and provided,  further,  that only a notice of transfer  identifying the Mortgage Loans to be  transferred  need be given in the case of a  Pass-Through  Transfer by the initial
      Owner to  Structured  Asset  Mortgage  Investments,  Inc.  ("SAMI") and by SAMI to the
      Trustee in connection with such Pass-Through  Transfer;  and (ii) deliver to the Owner for inclusion in any  prospectus or other  offering  material such publicly  available information  regarding  the Servicer,  its  financial  condition and its mortgage loan
      delinquency,   foreclosure  and  loss   experience  and  any  additional   information
      reasonably  requested  by  the  Owner,  and  to  deliver  to  the  Owner  any  similar non-public,  unaudited financial  information,  in which case the Owner shall bear the cost of having such information  audited by certified public  accountants if the Owner desires such an audit, or as is otherwise  reasonably requested by the Owner and which the Servicer is capable of providing without  unreasonable  effort or expense,  and to indemnify  the  Owner and its  affiliates  for  material  misstatements  or  omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule.

                  With respect to each Whole Loan Transfer or Pass-Through  Transfer, as the case may be, effected by the Owner,  Owner (i) shall  reimburse  Servicer for all reasonable out-of-pocket  third party costs and expenses  related thereto and (ii) shall pay Servicer a reasonable  amount  representing time and effort expended by Servicer related thereto (which amount shall be  reasonably  agreed upon by Servicer and Owner prior to the  expenditure  of such  time and  effort);  provided,  however,  that  for each  Whole  Loan  Transfer  and/or
Pass-Through  Transfer,  the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000.  For purposes of this  paragraph,  all Whole Loan Transfers and/or  Pass-Through  Transfers  made to the same entity  within the same  accounting  cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

                  All  Mortgage  Loans  not sold or  transferred  pursuant  to a Whole  Loan
Transfer or  Pass-Through  Transfer shall be subject to this Agreement and shall continue to be serviced in accordance  with the terms of this  Agreement  and with respect  thereto this
Agreement shall remain in full force and effect.

      Section 10.03  Master Servicer.

                  The  Servicer,  including  any  successor  servicer  hereunder,  shall  be subject to the supervision of the Master Servicer,  which Master Servicer shall be obligated to ensure that the Servicer  services the Mortgage  Loans in accordance  with the provisions of this Agreement.  The Master Servicer,  acting on behalf of the Owner, shall have the same rights as the Owner to enforce the  obligations  of the Servicer under this  Agreement.  The
Master  Servicer  shall be entitled to terminate the rights and  obligations of the Servicer under this  Agreement  upon the failure of the  Servicer  to perform any of its  obligations under this Agreement if such failure  constitutes an Event of Default as provided in Article
X of this  Agreement.  Notwithstanding  anything  to the  contrary,  in no event  shall  the
Master Servicer assume any of the obligations of the Owner under this Agreement.

      Section 10.04  Transfer of Servicing for Defaulted Loans.

                  The Owner shall have the option,  exercisable  in its sole  discretion and upon reasonable  written notice to the Servicer,  to transfer to a third-party  servicer any
Mortgage  Loan  that is more than  sixty  (60)  days  delinquent  with  respect  to  Monthly
Payments.  Upon such transfer,  the Owner will  reimburse the Servicer for all  unreimbursed
Monthly  Advances  and  Servicing  Advances  with  respect  to such  Mortgage  Loan  and the reasonable  costs and expenses  incurred by the Servicer in connection  with the transfer of servicing with respect to such Mortgage Loan.

                                         ARTICLE XI
                                  MISCELLANEOUS PROVISIONS

      Section 11.01  Successor to the Servicer.

            Prior to termination of the  Servicer's  responsibilities  and duties under this
Agreement  pursuant to Sections 8.04, 9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer's  responsibilities,  rights,  duties and obligations  under this
Agreement,  or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities,  duties and  liabilities  of the  Servicer  under this  Agreement  prior to the  termination  of the
Servicer's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with  such  appointment  and  assumption,  the  Owner  may make  such  arrangements  for the compensation  of such  successor  out of payments  on  Mortgage  Loans as the Owner and such successor  shall  agree.  In the event  that the  Servicer's  duties,  responsibilities  and liabilities  under  this  Agreement  should be  terminated  pursuant  to the  aforementioned sections,  the Servicer shall discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this
Agreement,  and shall take no action whatsoever that might impair or prejudice the rights or financial  condition of its successor.  The resignation or removal of the Servicer  pursuant to the  aforementioned  sections  shall not  become  effective  until a  successor  shall be appointed  pursuant  to this  section  and shall in no event  relieve  the  Servicer  of the representations  and warranties  made pursuant to Article III and the remedies  available to the Owner under  Section 8.01, it being  understood  and agreed that the  provisions of such
Article III and Section 8.01 shall be  applicable to the Servicer  notwithstanding  any such resignation or termination of the Servicer, or the termination of this Agreement.

            Any  successor  appointed as provided  herein  shall  execute,  acknowledge  and deliver  to  the  Servicer  and to the  Owner  an  instrument  accepting  such  appointment, whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations  and  liabilities  of the  Servicer,  with like  effect as if originally  named  as a party to this  Agreement.  Any  termination  or  resignation  of the
Servicer  or this  Agreement  pursuant to Section  8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer  arising  prior to any such  termination or resignation.

            The Servicer shall promptly  deliver to the successor the funds in the Custodial
Account and the Escrow Account and the Servicing Files and related  documents and statements held by it  hereunder  and the Servicer  shall  account for all funds.  The  Servicer  shall execute and deliver  such  instruments  and do such other  things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,
powers,  duties,  responsibilities,   obligations  and  liabilities  of  the  Servicer.  The
successor shall make such  arrangements as it may deem appropriate to reimburse the Servicer for  unrecovered  Monthly  Advances  and  Servicing  Advances  which the  successor  retains hereunder and which would  otherwise  have been  recovered by the Servicer  pursuant to this
Agreement but for the appointment of the successor servicer.

            Upon a successor's  acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

            All  reasonable  costs and expenses  incurred in connection  with  replacing the
Servicer upon its  resignation  or the  termination  of the Servicer in accordance  with the terms of this Agreement,  including,  without  limitation,  (i) all legal costs and expenses and all due  diligence  costs and expenses  associated  with an  evaluation of the potential termination  of the  Servicer  as a result  of an Event of  Default  and (ii) all  costs and expenses  associated with the complete transfer of servicing,  including all servicing files and all servicing  data and the  completion,  correction or  manipulation  of such servicing data as may be required by the successor  servicer to correct any errors or  insufficiencies in the servicing  data or otherwise to enable the successor  service to service the Mortgage
Loans in  accordance  with this  Agreement,  shall be payable on demand by the  resigning or terminated Servicer without any right of reimbursement therefor.

      Section 11.02  Amendment.

            This  Agreement  may be amended  from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

      Section 11.03  Recordation of Agreement.

            To the  extent  permitted  by  applicable  law,  this  Agreement  is  subject to recordation in all appropriate  public offices for real property records in all the counties or  other  comparable  jurisdictions  in  which  any of all the  properties  subject  to the
Mortgages are situated,  and in any other appropriate  public recording office or elsewhere, such  recordation  to be effected by the Owner at the Owner's  expense on  direction  of the
Owner  accompanied by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Owner or is necessary for the  administration or servicing the Mortgage Loans.

      Section 11.04  Governing Law.

            THIS  AGREEMENT  SHALL BE  GOVERNED  BY AND  CONSTRUED  IN  ACCORDANCE  WITH THE
INTERNAL  LAWS OF THE STATE OF NEW YORK WITHOUT  GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF
LAWS. THE OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

      Section 11.05  Notices.

            Any demands,  notices or other  communications  permitted or required  hereunder shall be in  writing  and shall be deemed  conclusively  to have  been  given if  personally delivered at or mailed by registered mail, postage prepaid,  and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

            (i)   if to the Servicer:

                  Alliance Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida 32256
                  Attention:  Carolyn Cragg
                  Telecopier No.:  (904) 281-6206

            and,

                  Alliance Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida 32256
                  Attention:  Michael C. Koster
                  Telecopier No.:  (904) 281-6145

            (ii)  if to the Owner:

                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Ralene Ruyle
                  Telecopier No.:  (972) 444-2880

            (iii) if to the Master Servicer:

                  11000 Broken Land Parkway
                  Columbia, Maryland 21044
                  Attention:  Master Servicing - Bear Stearns
                  Telecopier No.:  (410) 884-2360

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand,  notice,  or  communication  hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

      Section 11.06  Severability of Provisions.

            Any part,  provision,  representation  or  warranty of this  Agreement  which is prohibited or which is held to be void or  unenforceable  shall be ineffective to the extent of such  prohibition  or  unenforceability  without  invalidating  the remaining  provisions hereof.  Any  part,  provision,  representation  or  warranty  of this  Agreement  which  is prohibited  or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction shall  be  ineffective,  as to such  jurisdiction,  to the  extent  of such  prohibition  or unenforceability  without  invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any  Mortgage  Loan shall not invalidate or render  unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable  law, the parties hereto waive any provision of law which  prohibits or renders void or  unenforceable  any  provision  hereof.  If the  invalidity  of any part, provision,  representation  or warranty  of this  Agreement  shall  deprive any party of the economic  benefit  intended to be conferred by this Agreement,  the parties shall negotiate, in good faith,  to develop a structure  the  economic  effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

      Section 11.07  Exhibits

            The exhibits to this  Agreement are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

      Section 11.08  General Interpretive Principles.

            For  purposes  of this  Agreement,  except as  otherwise  expressly  provided or unless the context otherwise requires:

            (i)   the terms defined in this Agreement have the meanings  assigned to them in this  Agreement  and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

            (ii)  accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

            (iii) references herein to "Articles," "Sections," "Subsections,"  "Paragraphs,"
and  other  subdivisions  without  reference  to a  document  are  to  designated  Articles,
Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv)  a reference to a Subsection  without  further  reference to a Section is a reference  to such  Subsection  as  contained  in the same  Section  in which the  reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v)   the words  "herein,"  "hereof,"  "hereunder"  and other  words of  similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi)  the term "include" or "including" shall mean without  limitation by reason of enumeration.

      Section 11.09  Reproduction of Documents.

            This  Agreement  and  all  documents   relating   hereto,   including,   without
limitation,  (i) consents,  waivers and modifications which may hereafter be executed,  (ii)
documents  received  by  any  party  at  the  closing,   and  (iii)  financial   statements,
certificates and other information  previously or hereafter furnished,  may be reproduced by any  photographic,  photostatic,  microfilm,  micro-card,  miniature  photographic  or other similar  process.  The  parties  agree that any such  reproduction  shall be  admissible  in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the original is in existence  and whether or not such  reproduction  was made by a party in the  regular  course  of  business,  and  that  any  enlargement,  facsimile  or  further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.10  Confidentiality of Information.

            Each party  recognizes  that, in connection with this  Agreement,  it may become privy to non-public information regarding the financial condition,  operations and prospects of the other party.  Except as required to be  disclosed  by law,  each party agrees to keep all non-public information regarding the other party strictly  confidential,  and to use all such information solely in order to effectuate the purpose of this Agreement.

      Section 11.11  Assignment by the Owner.

            The Owner shall have the right,  without the consent of the Servicer hereof,  to assign,  in whole or in part,  its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any  person to  exercise  any  rights of the Owner hereunder,  by executing an assignment and assumption agreement reasonably acceptable to the
Servicer and the assignee or designee shall accede to the rights and  obligations  hereunder of the Owner with  respect to such  Mortgage  Loans.  In no event shall Owner sell a partial interest in any  Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include its  assignees  or  designees.  It is  understood  and agreed  between the
Owners and the  Servicer  that no more than five (5)  Persons  shall have the right of owner under this Agreement at any one time.

      Section 11.12  No Partnership.

            Nothing   herein   contained   shall  be  deemed  or   construed   to  create  a
co-partnership  or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

      Section 11.13  Execution, Successors and Assigns.

            This Agreement may be executed in one or more  counterparts and by the different parties hereto on separate  counterparts,  each of which, when so executed,  shall be deemed to  be an  original;  such  counterparts,  together,  shall  constitute  one  and  the  same agreement.  Subject to Section  8.05,  this  Agreement  shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

      Section 11.14  Entire Agreement.

            Each  of the  Servicer  and  the  Owner  acknowledge  that  no  representations, agreements  or  promises  were made to it by the other party or any of its  employees  other than those  representations,  agreements or promises  specifically  contained  herein.  This
Agreement  sets forth the  entire  understanding  between  the  parties  hereto and shall be binding upon all successors of both parties.

[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM
            IN WITNESS  WHEREOF,  the  Servicer  and the Owner have caused their names to be signed hereto by their  respective  officers  thereunto  duly  authorized as of the date and year first above written.

                              EMC MORTGAGE CORPORATION

                              By:
                                 Name:  Ralene Ruyle
                                 Title:    President

                              ALLIANCE MORTGAGE COMPANY

                              By:
                                   Name: Carolyn S. Cragg
                                   Title: Senior Vice President

                                         EXHIBIT A

                                          FORM OF
                                 ACKNOWLEDGEMENT AGREEMENT

            On this ____ day of __________  200__,  EMC Mortgage  Corporation  (the "Owner")
hereby  delivers the mortgage loans  identified on Schedule A attached hereto (the "Mortgage
Loans") to Alliance Mortgage  Corporation (the "Servicer") and the Servicer hereby agrees to service the mortgage loans  identified on Schedule A attached hereto (the "Mortgage  Loans")
pursuant to the  Subservicing  Agreement dated as of August 1, 2002 by and between the Owner and the Servicer.

                              ALLIANCE MORTGAGE CORPORATION.

                              By:

                              Name:

                              Title:

                                         EXHIBIT B

                             CUSTODIAL ACCOUNT LETTER AGREEMENT
                                           (date)

To:______________________
_________________________
_________________________
    (the "Depository")

            As  "Servicer"  under the  Subservicing  Agreement,  dated as of August 1, 2002,
(the  "Agreement"),  we hereby  authorize  and request  you to  establish  an account,  as a
Custodial  Account pursuant to Section 4.04 of the Agreement,  to be designated as "Alliance
Mortgage Company Custodial Account,  in trust for EMC Mortgage  Corporation,  Owner of Whole
Loan  Mortgages,  and various  Mortgagors."  All deposits in the account shall be subject to withdrawal  therefrom  by order  signed by the  Servicer.  You may refuse any deposit  which would result in violation of the requirement  that the account be fully insured as described below.  This  letter is  submitted  to you in  duplicate.  Please  execute  and  return  one original to us.

                      By:____________________
                      Name:__________________
                      Title:_________________

            The  undersigned,  as  "Depository",  hereby  certifies that the above described account  has  been  established  under  Account  Number  __________,  at the  office  of the depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The  full  amount  deposited  at any  time  in the  account  will be  insured  up to applicable  limits by the Federal Deposit Insurance  Corporation  through the Bank Insurance
Fund or the Savings Association  Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                      [                  ]
                      (name of Depository)
                      By:____________________
                      Name:__________________
                      Title:_________________

                                         EXHIBIT C

                              ESCROW ACCOUNT LETTER AGREEMENT

                                           (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

            As "Servicer" under the Subservicing Agreement,  dated as of August 1, 2002 (the
"Agreement"),  we hereby  authorize  and request you to establish  an account,  as an Escrow
Account  pursuant to Section 4.06 of the Agreement,  to be designated as "Alliance  Mortgage
Company  Escrow  Account,  in trust  for EMC  Mortgage  Corporation,  Owner  of  Whole  Loan
Mortgages,  and  various  Mortgagors."  All  deposits  in the  account  shall be  subject to withdrawal  therefrom  by order  signed by the  Servicer.  You may refuse any deposit  which would result in violation of the requirement  that the account be fully insured as described below.  This  letter is  submitted  to you in  duplicate.  Please  execute  and  return  one original to us.

                      By:____________________
                      Name:__________________
                      Title:_________________

            The  undersigned,  as  "Depository",  hereby  certifies that the above described account  has  been  established  under  Account  Number  __________,  at the  office  of the depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The  full  amount  deposited  at any  time  in the  account  will be  insured  up to applicable  limits by the Federal Deposit Insurance  Corporation  through the Bank Insurance
Fund or the Savings Association  Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                      [                  ]
                      (name of Depository)
                      By:____________________
                      Name:__________________
                      Title:_________________

                                            D-2

                                         EXHIBIT D

                              REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank Minnesota, National Association
      1015 10th Avenue S.E.
      Mpls., MN  55414
      Attn:  ________________

      Re:   Custodial Agreement dated as of ________, among _____________________.   and
            Wells Fargo Bank  Minnesota, National Association, as Custodian

                  In connection  with the  administration  of the Mortgage Loans held by you as Custodian for the Owner pursuant to the  above-captioned  Custody  Agreement,  we request the release,  and hereby  acknowledge  receipt,  of the  Custodian's  Mortgage  File for the
Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______           1.    Mortgage Paid in Full

_______           2.    Foreclosure

_______           3.    Substitution

_______           4.    Other Liquidation (Repurchases, etc.)

_______           5.    Nonliquidation  [Reason:_______________________________]

Address to which Custodian should
Deliver the Custodian's Mortgage File:    __________________________________________
                                    __________________________________________
                                    __________________________________________

                                    By:_______________________________________
                                                 (authorized signer)
      Issuer:_____________________________________
                                    Address:___________________________________
              ___________________________________

      Date:______________________________________

Custodian

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________________                  _________________
Signature                                 Date

Documents returned to Custodian:

____________________________________            _________________
Custodian                                 Date

                                         EXHIBIT E

                             LOAN LEVEL FORMAT FOR TAPE INPUT,
                                 SERVICER PERIOD REPORTING

The format for the tape should be:

1.  Record length of 240
2.  Blocking factor of 07 records per block
3.  ASCII
4.  Unlabeled tape
5.  6250 or 1600 BPI (please indicate)

                                                      COBOL
Field Name              Position          Length            "picture"

Master Servicer No.           001-002           2           "01"
Unit Code               003-004           2           "  "
Loan Number             005-014           10          X(10)
Borrower Name           015-034           20          X(20)
Old Payment Amount            035-045           11          S9(9)V9(02)
Old Loan Rate                 046-051           6           9(2)V9(04)
Servicer Fee Rate       052-057           6           9(2)V9(04)
Servicer Ending Balance 058-068           11          S9(9)V9(02)
Servicer Next Due Date  069-076           8           CCYYMMDD
Curtail Amt 1 - Before  077-087           11          S9(9)V9(02)
Curtail Date 1                088-095           8           CCYYMMDD
Curtail Amt 1 - After         096-106           11          S9(9)V9(02)
Curtail Amt 2 - Before  107-117           11          S9(9)V9(02)
Curtail Date 2                118-125           8           CCYYMMDD
Curtail Amt 2 - After         126-136           11          S9(9)V9(02)
Curtail Amt 3 - Before  137-147           11          S9(9)V9(02)
Curtail Date 3                148-155           8           CCYYMMDD
Curtail Amt 3 - After         156-166           11          S9(9)V9(02)
New Payment Amount      167-177           11          S9(9)V9(02)
New Loan Rate           178-183           6           9(2)V9(04)
Index Rate              184-189           6           9(2)V9(04)
Remaining Term          190-192           3           9(3)
Liquidation Amount            193-203           11          S9(9)V9(02)
Action Code                   204-205           2           X(02)
Scheduled Principal           206-216           11          S9(9)V9(02)
Scheduled Interest            217-227           11          S9(9)V9(02)
Scheduled Ending Balance      228-238           11          S9(9)V9(02)
FILLER                  239-240           2           X(02)

Trailer Record:

Number of Records       001-006           6           9(06)
FILLER                  007-240           234         X(234)

Field Names and Descriptions:

Field Name                    Description

Master Servicer No.                 Hard code as "01" used internally

Unit Code                     Hard code as "  " used internally

Loan Number                   Investor's loan number

Borrower Name                 Last name of borrower

Old Payment Amount                  P&I amount used for the applied payment

Old Loan Rate                       Gross interest rate used for the applied payment

Servicer Fee Rate             Servicer's fee rate

Servicer Ending Balance       Ending actual balance after a payment has been applied

Servicer Next Due Date        Borrower's next due date for a payment

Curtailment Amount 1 - Before Amount of curtailment applied before the payment

Curtailment Date 1                  Date of  curtailment  should  coincide  with the payment
date
                              applicable to the curtailment

Curtailment Amount 1 - After  Amount of curtailment applied after the payment

Curtailment Amount 2 - Before Amount of curtailment applied before the payment

Curtailment Date 2                  Date of  curtailment  should  coincide  with the payment
date
                              applicable to the curtailment

Curtailment Amount 2 - After  Amount of curtailment applied after the payment

Curtailment Amount 3 - Before Amount of curtailment applied before the payment

Curtailment Date 3                  Date of  curtailment  should  coincide  with the payment
date
                              applicable to the curtailment

Curtailment Amount 3 - After  Amount of curtailment applied after the payment

New Payment Amount            For ARM, Equal, or Buydown loans, when a payment change
                              occurs, this is the scheduled payment

New Loan Rate                 For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                    For ARM loans, the index rate used in calculating the new
gross interest rate

Remaining Term                For ARM loans, the number of months left on the loan used
to determine the new P&I amount

Liquidation Amount                  The payoff amount of the loan

Action Code                   For delinquent loans:
                              12 -- Relief Provisions
                              15 -- Bankruptcy/Litigation
                              20 -- Referred for Deed-in-lieu, short sale
                              30 -- Referred to attorney to begin foreclosure
                              60 -- Loan Paid in full
                              70 -- Real Estate Owned

Scheduled Principal                 Amount of principal from borrower payment due to
bondholder

Scheduled Interest                  Amount  of  interest  from   borrower   payment  due  to
bondholder

Scheduled Ending Balance            Ending scheduled balance of loan

FILLER                        Should be filled with spaces

                                             2

                                         EXHIBIT F

                             REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel  spreadsheet  format with fixed field names and data type. The Excel spreadsheet  should be used as a template  consistently every month when submitting data.

Table: Delinquency

       Name                                Type                    Size
       Servicer Loan #                     Number (Double)            8
       Investor Loan #                     Number (Double)            8
       Borrower Name                       Text                      20
       Address                             Text                      30
       State                               Text                       2
       Due Date                            Date/Time                  8
       Action Code                         Text                       2
       FC Received                         Date/Time                  8
       File Referred to Atty               Date/Time                  8
       NOD                                 Date/Time                  8
       Complaint Filed                     Date/Time                  8
       Sale Published                      Date/Time                  8
       Target Sale Date                    Date/Time                  8
       Actual Sale Date                    Date/Time                  8
       Loss Mit Approval Date              Date/Time                  8
       Loss Mit Type                       Text                       5
       Loss Mit Estimated Completion Date  Date/Time                  8
       Loss Mit Actual Completion Date     Date/Time                  8
       Loss Mit Broken Plan Date           Date/Time                  8
       BK Chapter                          Text                       6
       BK Filed Date                       Date/Time                  8
       Post Petition Due                   Date/Time                  8
       Motion for Relief                   Date/Time                  8
       Lift of Stay                        Date/Time                  8
       RFD                                 Text                      10
       Occupant Code                       Text                      10
       Eviction Start Date                 Date/Time                  8
       Eviction Completed Date             Date/Time                  8
       List Price                          Currency                   8
       List Date                           Date/Time                  8
       Accepted Offer Price                Currency                   8
       Accepted Offer Date                 Date/Time                  8
       Estimated REO Closing Date          Date/Time                  8
       Actual REO Sale Date                Date/Time                  8

?  Items in bold are MANDATORY  FIELDS.  We must receive  information in those fields every month in order for your file to be accepted.

The Action Code Field should show the  applicable  numeric  code to indicate  that a special action is being taken.  The Action Codes are the following:

          12-Relief Provisions
          15-Bankruptcy/Litigation
          20-Referred for Deed-in-Lieu
          30-Referred fore Foreclosure
          60-Payoff
          65-Repurchase
          70-REO-Held for Sale
          71-Third Party Sale/Condemnation
          72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept  alternative  Action  Codes to those above,  provided  that the
Codes are  consistent  with industry  standards.  If Action Codes other than those above are used,  the Servicer  must supply Wells Fargo Bank with a  description  of each of the Action
Codes prior to sending the file.

Description of Action Codes:
Action Code 12 - To report a Mortgage  Loan for which the Borrower  has been granted  relief for curing a  delinquency.  The Action Date is the date the relief is  expected to end.  For military  indulgence,  it will be three months after the Borrower's  discharge from military service.

Action Code 15 - To report the Borrower's  filing for  bankruptcy or instituting  some other type of litigation  that will prevent or delay  liquidation of the Mortgage Loan. The Action
Date will be either the date that any  repayment  plan (or  forbearance)  instituted  by the bankruptcy  court  will  expire  or an  additional  date by which the  litigation  should be resolved.

Action Code 20 - To report that the Borrower has agreed to a  deed-in-lieu  or an assignment of the property.  The Action Date is the date the Servicer  decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose  the Mortgage  Loan.
The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action  Code 60 - To report  that a Mortgage  Loan has been paid in full either at, or prior to,  maturity.  The Action  Date is the date the pay-off  funds were  remitted to the Master
Servicer.

Action Code 65 - To report that the Servicer is  repurchasing  the Mortgage Loan. The Action
Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage  Loan has been  foreclosed or a  deed-in-lieu  of foreclosure  has been  accepted,  and the  Servicer,  on behalf of the owner of the Mortgage
Loan,  has  acquired  the property and may dispose of it. The Action Date is the date of the foreclosure  sale or,  for  deeds-in-lieu,  the date the deed is  recorded  on behalf of the owner of the Mortgage Loan.

Action  Code 71 - To report  that a  Mortgage  Loan has been  foreclosed  and a third  party acquired the property,  or a total  condemnation  of the property has  occurred.  The Action
Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been  foreclosed,  or a deed-in-lieu has been  accepted,  and the  property  may be  conveyed  to the  mortgage  insurer and the pool insurance  claim has been filed.  The Action Date is the date of the  foreclosure  sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss  Mit  Type  field  should  show  the  approved  Loss  Mitigation  arrangement.  The following are acceptable:

       ASUM-   Approved Assumption
       BAP-    Borrower Assistance Program
       CO-     Charge Off
       DIL-    Deed-in-Lieu
       FFA-    Formal Forbearance Agreement
       MOD-    Loan Modification
       PRE-    Pre-Sale
      SS-      Short Sale
       MISC-   Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept  alternative  Loss  Mitigation  Types to those above,  provided that they are  consistent  with  industry  standards.  If Loss  Mitigation  Types other than those above are used,  the Servicer must supply Wells Fargo Bank with a description  of each of the Loss Mitigation Types prior to sending the file.

The  Occupant  Code field should show the current  status of the  property.  The  acceptable codes are:
       Mortgagor
       Tenant
       Unknown
       Vacant

                                                                                EXHIBIT I-25

    ____________________________________________________________________________________

                                  EMC MORTGAGE CORPORATION
                                           Owner

                                 GMAC MORTGAGE CORPORATION
                                          Servicer

                                    SERVICING AGREEMENT

                                  Dated as of May 1, 2001

____________________________________________________________________________________

::ODMA\PCDOCS\DOCSNY1\1191584\1
EXHIBITS

Exhibit A   Mortgage Loan Schedule

Exhibit B   Custodial Account Letter Agreement

Exhibit C   Escrow Account Letter Agreement

Exhibit D   Form of Request for Release

Exhibit E   Loan Level Scheduled-Scheduled Remittance Tape Layout

      THIS IS A SERVICING  AGREEMENT,  dated as of May 1, 2001, and is executed  between EMC
Mortgage Corporation (the "Owner") and GMAC Mortgage Corporation (the "Servicer").

                                   W I T N E S S E T H :

      WHEREAS, the Owner is the owner of the Mortgage Loans;

      WHEREAS,  the Owner and the  Servicer  wish to  prescribe  the  permanent  management, servicing and control of the Mortgage Loans;

      NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and  valuable  consideration,  the  receipt  and  adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                         ARTICLE I
                                        DEFINITIONS
            Section 1.01 Defined Terms
            Whenever used in this  Agreement,  the following  words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

            Accepted  Servicing  Practices:   With  respect  to  any  Mortgage  Loan,  those
mortgage servicing practices (including  collection  procedures) that are in accordance with the Fannie Mae Guide.

            Adjustment  Date: As to each ARM Loan,  the date on which the Mortgage  Interest
Rate is adjusted in accordance with the terms of the related Mortgage Note.

            Agreement:  This Servicing Agreement  including all exhibits hereto,  amendments hereof and supplements hereto.

            ARM Loans: First lien, conventional,  1-4 family residential Mortgage Loans with interest  rates which adjust from time to time in accordance  with the related Index and are subject to Periodic Rate Caps and Lifetime  Rate Caps and which do not permit  conversion to fixed interest rates.

            BIF:  The Bank Insurance Fund, or any successor thereto.

            Business  Day:  Any day other  than (i) a Saturday  or  Sunday,  or (ii) a legal holiday in the States of New York, Iowa or the Commonwealth of Pennsylvania,  or (iii) a day
on which banks in the States of New York, Iowa or  Pennsylvania  are authorized or obligated by law or executive order to be closed.

            Code:  The  Internal  Revenue  Code of 1986,  as it may be amended  from time to time, or any successor  statute  thereto,  and  applicable  U.S.  Department of the Treasury regulations issued pursuant thereto.

            Condemnation  Proceeds:  All awards or  settlements  in  respect of a  Mortgaged
Property,  whether  permanent or temporary,  partial or entire,  by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Custodial  Account:   The  separate  demand  account  or  accounts  created  and maintained  pursuant  to Section  4.04 which shall be entitled  "GMAC  Mortgage  Corporation
Custodial  Account  in trust  for  [Owner],  Owner  of  Whole  Loan  Mortgages  and  various
Mortgagors"  and shall be  established  at a Qualified  Depository,  each of which  accounts shall in no event contain funds in excess of the FDIC insurance limits.

            Custodian:  Wells Fargo Bank  Minnesota,  N.A., or such other custodian as Owner shall designate.

            Cut-off Date:  As identified on the related Confirmation.

            Determination  Date:  The 15th day (or if such 15th day is not a  Business  Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

            Due Date:  Each day on which  payments of  principal  and  interest are required to be paid in accordance with the terms of the related Mortgage Note,  exclusive of any days of grace.

            Due Period:  With respect to any Remittance  Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

            Effective Date:  As identified on the related Confirmation.

            Escrow  Account:  The separate trust account or accounts  created and maintained pursuant to Section 4.06 which shall be entitled "GMAC Mortgage  Corporation Escrow Account, in trust for [Owner],  Owner of Whole Loan  Mortgages and various  Mortgagors"  and shall be established  at a Qualified  Depository,  each of which  accounts  shall in no event contain funds in excess of the FDIC insurance limits.

            Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting ground rents,  taxes,  assessments,  water rates, sewer rents,  municipal charges,  mortgage insurance premiums,  fire and hazard insurance premiums,  condominium charges, and any other payments  required  to be  escrowed  by the  Mortgagor  with the  mortgagee  pursuant to the
Mortgage or any other document.

            Event of Default:  Any one of the  conditions  or  circumstances  enumerated  in
Section 9.01.

            Fannie Mae:  Fannie Mae, or any successor thereto.

            Fannie Mae Guide:  The Fannie  Mae  Selling  Guide and the Fannie Mae  Servicing
Guide and all amendments or additions thereto.

            FDIC:   The Federal Deposit Insurance Corporation, or any successor thereto.

            Fidelity  Bond: A fidelity  bond to be  maintained  by the Servicer  pursuant to
Section 4.12.

            FIRREA:  The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of
1989, as amended from time to time.

            Freddie Mac:   Freddie Mac, or any successor thereto.

            Freddie  Mac  Guide:   The  Freddie  Mac  Selling  Guide  and  the  Freddie  Mac
Servicing Guide and all amendments or additions thereto.

            Full Principal  Prepayment:  A Principal  Prepayment  made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            GAAP:  Generally accepted accounting procedures, consistently applied.

            HUD:  The United  States  Department  of Housing  and Urban  Development  or any
successor.

            Index:  With  respect to each ARM Loan,  on the  related  Adjustment  Date,  the index used to determine the Mortgage Interest Rate on each such ARM Loan.

            Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Lifetime  Rate  Cap:  With  respect  to each  ARM  Loan,  the  maximum  Mortgage
Interest  Rate over the term of such  Mortgage  Loan,  as specified in the related  Mortgage
Note.

            Liquidation  Proceeds:  Cash received in connection  with the  liquidation  of a defaulted  Mortgage  Loan,  whether  through the sale or assignment  of such Mortgage  Loan, trustee's sale,  foreclosure sale or otherwise,  other than amounts  received  following the acquisition of an REO Property pursuant to Section 4.13.

            Margin:  With respect to each ARM Loan,  the fixed  percentage  amount set forth in each related  Mortgage Note which is added to the Index in order to determine the related
Mortgage Interest Rate.

            Monthly  Advance:  The  aggregate  of the  advances  made by the Servicer on any
Remittance Date pursuant to Section 5.03.

            Monthly  Payment:  With respect to each Mortgage  Loan,  the  scheduled  monthly payment of principal and interest  thereon which is payable by the related  Mortgagor  under the related Mortgage Note.

            Mortgage:  The mortgage,  deed of trust or other instrument  securing a Mortgage
Note which creates a first lien on an  unsubordinated  estate in fee simple in real property securing the Mortgage Note.

            Mortgage  Interest  Rate:  The  annual  rate at which  interest  accrues  on any
Mortgage Loan in accordance  with the  provisions of the related  Mortgage  Note, and in the case of an ARM  Loan,  as  adjusted  from  time to time on each  Adjustment  Date  for  such
Mortgage  Loan to equal the Index for such  Mortgage  Loan plus the Margin for such Mortgage
Loan, and subject to the  limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

            Mortgage  Loan: An individual  Mortgage Loan  described  herein,  and as further identified on the Mortgage Loan Schedule,  which Mortgage Loan includes  without  limitation the Mortgage  Loan  Documents,  the Monthly  Payments,  Principal  Prepayments,  Liquidation
Proceeds,  Condemnation  Proceeds,  Insurance Proceeds,  REO Disposition  Proceeds,  and all
other rights,  benefits,  proceeds and  obligations  arising from or in connection with such
Mortgage Loan.

            Mortgage Loan  Documents:  The original  mortgage loan legal  documents  held by the Custodian.

            Mortgage Loan  Remittance  Rate:  With respect to each Mortgage Loan, the annual rate of  interest  remitted  to the  Owner,  which  shall be equal to the  related  Mortgage
Interest Rate minus the Servicing Fee Rate.

             Mortgage  Loan  Schedule:  The schedule of Mortgage  Loans  attached  hereto as
Exhibit A, such schedule being acceptable to the Owner and the Servicer.

            Mortgage  Note: The note or other  evidence of the  indebtedness  of a Mortgagor secured by a Mortgage.

            Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a
Mortgage  Note,  consisting of a single  parcel of real estate  considered to be real estate under the laws of the State in which  such  real  property  is  located,  which may  include condominium units and planned unit developments, improved by a residential dwelling.

            Mortgagor:  The obligor on a Mortgage  Note.  The Mortgagor is a natural  person who is a party to the Mortgage Note and Mortgage in an individual capacity.

            Nonrecoverable  Advance:  Any advance  previously made by the Servicer  pursuant to Section 5.03 or any expenses  incurred  pursuant to Section 4.08 which, in the good faith judgment  of  the  Servicer,  may  not  be  ultimately  recoverable  by  the  Servicer  from
Liquidation  Proceeds.  The  determination by the Servicer that is has made a Nonrecoverable
Advance,  shall be evidenced by an Officer's  Certificate  of the Servicer  delivered to the
Owner and detailing the reasons for such determination.

            OCC:  Office of the Comptroller of the Currency, its successors and assigns.

            Officers'  Certificate:  A certificate  signed by the Chairman of the Board, the
Vice Chairman of the Board,  the  President,  a Senior Vice President or a Vice President or
by  the  Treasurer  or  the  Secretary  or one of  the  Assistant  Treasurers  or  Assistant
Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

            Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

            OTS:  Office of Thrift Supervision, its successors and assigns.

            Owner:  EMC Mortgage Corporation, its successors in interest and assigns.

            Partial  Principal  Prepayment:  A  Principal  Prepayment  by a  Mortgagor  of a
partial principal balance of a Mortgage Loan.

            Pass-Through  Transfer:  The  sale or  transfer  of same or all of the  Mortgage
Loans to a trust  as part of a  publicly  issued  or  privately  placed,  rated  or  unrated
Mortgage pass-through transaction.

            Periodic  Rate Cap:  With  respect to each ARM Loan,  the  maximum  increase  or decrease in the Mortgage Interest Rate on any Adjustment Date.

            Permitted  Investments:  Any  one  or  more  of  the  following  obligations  or securities:

            (i)   direct  obligations  of, and  obligations  fully  guaranteed by the United
            States of  America  or any agency or  instrumentality  of the  United  States of
            America the  obligations of which are backed by the full faith and credit of the
            United  States of America;  provided that  obligations  of Freddie Mac or Fannie
            Mae shall be Permitted Investments only if, at the time of investment,  they are rated in one of the two highest  rating  categories  by Standard & Poor's Rating
            Services,  a division  of The  McGraw-Hill  Companies  Inc.,  Moody's  Investors
            Service, Inc. and Fitch IBCA Inc.;

            (ii)  (a) demand or time deposits,  federal funds or bankers' acceptances issued by any depository  institution or trust company  incorporated  under the laws of the United  States of America or any state  thereof and  subject to  supervision and examination by federal and/or state banking  authorities,  provided that the commercial  paper and/or the  short-term  deposit  rating  and/or the  long-term unsecured debt  obligations or deposits of such depository  institution or trust company at the time of such investment or contractual  commitment  providing for such  investment  are  rated  in one of the two  highest  rating  categories  by
            Standard & Poor's  Rating  Services,  a division  of The  McGraw-Hill  Companies
            Inc.,  Moody's  Investors  Service,  Inc.  and Fitch IBCA Inc. and (b) any other demand or time deposit or  certificate  of deposit that is fully  insured by the
            Federal Deposit Insurance Corporation;

            (iii) repurchase  obligations  with  respect to (a) any  security  described  in clause (i) above or (b) any other security  issued or guaranteed by an agency or instrumentality  of the United States of America,  the  obligations of which are backed by the full faith and credit of the United  States of America,  in either case entered  into with a depository  institution  or trust  company  (acting as principal) described in clause (ii)(a) above;

            (iv)  securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  incorporated  under the laws of the United States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by
            Standard & Poor's  Rating  Services,  a division  of The  McGraw-Hill  Companies
            Inc.,  Moody's Investors  Service,  Inc. and Fitch IBCA Inc. at the time of such investment or contractual  commitment  providing for such investment;  provided, however,  that  securities  issued  by any  particular  corporation  will not be
            Permitted  Investments  to the extent that  investments  therein  will cause the then outstanding  principal amount of securities  issued by such corporation and held  as  Permitted  Investments  to  exceed  10% of the  aggregate  outstanding principal balances and amounts of all the Permitted Investments;

            (v)   commercial   paper   (including   both    non-interest-bearing    discount
            obligations  and  interest-bearing   obligations  payable  on  demand  or  on  a
            specified date not more than one year after the date of issuance  thereof) which are rated in one of the two  highest  rating  categories  by  Standard  & Poor's
            Rating  Services,  a  division  of  The  McGraw-Hill   Companies  Inc.,  Moody's
            Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

            (vi)  any other demand,  money market or time deposit,  obligation,  security or investment as may be acceptable to each of Standard & Poor's Rating Services,  a division of The McGraw-Hill  Companies,  Inc., Moody's Investors  Service,  Inc.
            and Fitch IBCA Inc.;

(vii) any  money  market  funds  the  collateral  of which  consists  of  obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United  States of America  the  obligations  of which are backed by the full faith and credit of the United States of America  (which may include  repurchase obligations secured by collateral  described in clause (i)) and other securities and  which  money  market  funds  are  rated  in one of the two  highest  rating categories by Standard & Poor's Rating  Services,  a division of The McGraw-Hill
            Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.; and

            (viii)      GMAC   Variable   Denomination    Adjustable   Rate   Demand   Notes
            constituting  unsecured,  senior debt  obligations of General Motors  Acceptance
            Corporation  as  outlined  in the  prospectus  dated June 17,  1998 and rated by
            Moody's in its highest  short-term rating category  available and rated at least
            D-1 by Fitch;

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par.

            Person: Any individual,  corporation,  partnership,  joint venture, association, joint-stock  company,  limited  liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

            Prepayment  Interest  Shortfall:  The sum of the  differences  between  interest actually  received  in a Due  Period as a result of a full or  partial  prepayment  or other unscheduled  receipt of principal  (including as a result of a liquidation) on each Mortgage
Loan as to which such a payment is received and the interest  portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable  Mortgage Loan Remittance  Rate;
provided,   however,  Prepayment  Interest  Shortfalls  shall  not  include  Full  Principal
Prepayments  received  on or  before  the 15th day of the month in which a  Remittance  Date occurs which are remitted by the Servicer to the Owner on such Remittance Date.

            Primary Mortgage  Insurance Policy:  Each primary policy of mortgage  insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

            Prime Rate:  The prime rate of U.S. money center banks as published from time to time in
The Wall Street Journal.

            Principal  Prepayment:   Any  payment  or  other  recovery  of  principal  on  a
Mortgage  Loan,  full or partial,  which is received in advance of its  scheduled  Due Date, including  any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of interest representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Qualified Appraiser:  An appraiser,  duly appointed by the Servicer,  who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation  is not  affected by the  approval or  disapproval  of the
Mortgage  Loan,  which  appraiser and the appraisal  made by such appraiser both satisfy the requirements of Title XI of FIRREA and the  regulations  promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated.

            Qualified  Depository:  (a) The Custodian or (b) a  depository,  the accounts of which are insured by the FDIC  through  the BIF or the SAIF and the short term debt  ratings and the long  term  deposit  ratings  of which are  rated in one of the two  highest  rating categories by Standard & Poor's Ratings  Services,  a division of The McGraw-Hill  Companies
Inc., Moody's Investors Service, Inc., Fitch IBCA Duff & Phelps.

            Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business  and to write the  insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

            REMIC:  A "real  estate  mortgage  investment  conduit"  within  the  meaning of
Section 860D of the Code.

            REMIC  Provisions:  The  provisions of the Federal  income tax law relating to a
REMIC,  which appear at Section 860A through 860G of  Subchapter M of Chapter 1,  Subtitle A of the Code, and related provisions, and regulations,  rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance  Date:  The  18th  day of any  month,  or if such  18th  day is not a
Business Day, the first Business Day immediately preceding such 18th day.

            REO Disposition:   The final sale by the Servicer of any REO Property.

            REO Disposition  Proceeds:  Amounts  received by the Servicer in connection with a related REO Disposition.

            REO  Property:  A Mortgaged  Property  acquired by the Servicer on behalf of the
Owner as described in Section 4.13.

            SAIF:   The Savings Association Insurance Fund, or any successor thereto.

            Servicer:  GMAC Mortgage  Corporation,  or any of its  successors in interest or any successor under this Agreement appointed as herein provided.

            Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket"
costs and expenses (including reasonable  attorneys' fees and disbursements)  incurred prior to, on and  subsequent  to the  Effective  Date in the  performance  by the  Servicer of its servicing  obligations  relating to each Mortgage Loan,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property, (b) any
enforcement,   administrative  or  judicial  proceedings,   or  any  legal  work  or  advice
specifically  related to  servicing  the  Mortgage  Loans,  including  but not  limited  to,
foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions incidental to the servicing of the  Mortgage  Loans  (provided  that such  expenses  are  reasonable  and that the Servicer specifies  the Mortgage  Loan(s) to which such  expenses  relate),  (c) the  management  and liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes,  assessments,  water rates, sewer rates and other  charges  which are or may  become a lien upon the  Mortgaged  Property,  and  Primary
Mortgage  Insurance  Policy  premiums  and  fire  and  hazard  insurance  coverage  and  (e)
compliance with the obligations under Section 4.08.

            Servicing  Fee:  With respect to each  Mortgage  Loan,  the amount of the annual fee the Owner shall pay to the  Servicer,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of (a) the  applicable  Servicing Fee Rate and (b) the outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly, computed on the basis of the same principal  amount and period  respecting which any related interest  payment on a Mortgage  Loan is computed.  The  obligation  of the Owner to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the interest portion (not  including  recoveries of interest from  Liquidation  Proceeds or otherwise) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

            Servicing  Fee Rate:  The  Servicing Fee Rate shall be a rate per annum equal to
0.25%.

            Servicing  File:  The  documents,  records  and  other  items  pertaining  to  a particular  Mortgage Loan, and any  additional  documents  relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

            Servicing  Officer:  Any officer of the  Servicer  involved  in, or  responsible for, the  administration and servicing of the Mortgage Loans whose name appears on a list of servicing  officers  furnished by the Servicer to the Owner upon  request,  as such list may from time to time be amended.

            Stated  Principal  Balance:  As  to  each  Mortgage  Loan  as  of  any  date  of determination,  (i) the  principal  balance of such  Mortgage  Loan after  giving  effect to payments of  principal  due,  whether or not  received,  minus (ii) all  amounts  previously distributed  to the Owner  with  respect  to the  Mortgage  Loan  representing  payments  or recoveries of principal or advances in lieu thereof.

            Whole  Loan  Transfer:  The  sale or  transfer  of some or all of the  ownership interest in the  Mortgage  Loans by the Owner to one or more third  parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

                                         ARTICLE II
                                SERVICING OF MORTGAGE LOANS;
                               POSSESSION OF SERVICING FILES;
                                     BOOKS AND RECORDS;
                            DELIVERY OF MORTGAGE LOAN DOCUMENTS

            Section 2.01  Servicing of Mortgage Loans.

            From and after the  Effective  Date,  the Servicer  does hereby agree to service the Mortgage Loans,  but subject to the terms of this Agreement.  The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

            Section 2.02 Maintenance of Servicing Files.

            The  Servicer  shall  maintain a  Servicing  File  consisting  of all  documents necessary  to service the Mortgage  Loans.  The  possession  of each  Servicing  File by the
Servicer is for the sole purpose of servicing  the Mortgage  Loan,  and such  retention  and possession by the Servicer is in a custodial  capacity only. The Servicer  acknowledges that the ownership of each Mortgage Loan,  including the Note,  the Mortgage,  all other Mortgage
Loan Documents and all rights,  benefits,  proceeds and obligations  arising therefrom or in connection  therewith,  has been vested in the Owner. All rights arising out of the Mortgage
Loans  including,  but not  limited  to, all funds  received  on or in  connection  with the
Mortgage  Loans and all records or documents  with respect to the Mortgage Loans prepared by or which  come  into the  possession  of the  Servicer  shall  be  received  and held by the
Servicer  in trust  for the  exclusive  benefit  of the  Owner as the  owner of the  related
Mortgage  Loans.  Any portion of the related  Servicing Files retained by the Servicer shall be  appropriately  identified  in the  Servicer's  computer  system to clearly  reflect  the ownership  of the  related  Mortgage  Loans by the Owner.  The  Servicer  shall  release its custody of the  contents of the related  Servicing  Files only in  accordance  with  written instructions  of the Owner,  except  when such  release is  required  as  incidental  to the
Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

            Section 2.03  Books and Records.

            The  Servicer  shall be  responsible  for  maintaining,  and shall  maintain,  a complete  set of books and records  for the  Mortgage  Loans  which  shall be  appropriately identified  in the  Servicer's  computer  system to clearly  reflect  the  ownership  of the
Mortgage Loan by the Owner.  In particular,  the Servicer shall maintain in its  possession, available for  inspection by the Owner,  or its designee and shall deliver to the Owner upon demand,  evidence  of  compliance  with  all  federal,  state  and  local  laws,  rules  and regulations,  and  requirements  of Fannie Mae or Freddie Mac, as applicable,  including but not limited to documentation  as to the method used in determining the  applicability of the provisions  of the Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged
Property,  documentation  evidencing  insurance  coverage and eligibility of any condominium project for  approval by Fannie Mae and periodic  inspection  reports as required by Section
4.13. To the extent that original  documents are not required for purposes of realization of
Liquidation  Proceeds or Insurance Proceeds,  documents maintained by the Servicer may be in the form of microfilm or microfiche  or such other  reliable  means of  recreating  original documents,  including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

            The Servicer  shall  maintain  with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related  Servicing File (or copies thereof) upon reasonable  request during the time the Owner retains  ownership of a Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

            Section 2.04.  Transfer of Mortgage Loans.

            The  Servicer  shall keep at its  servicing  office  books and records in which, subject to such  reasonable  regulations as it may prescribe from time to time, the Servicer shall note  transfers of Mortgage  Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms hereof.  For the purposes of this  Agreement, the  Servicer  shall be under no  obligation  to deal with any person  with  respect to this
Agreement or any Mortgage  Loan unless a notice of the  transfer of such  Mortgage  Loan has been  delivered  to the  Servicer  in  accordance  with this  Section  2.04.  The Owner may, subject to the terms of this Agreement,  sell and transfer one or more of the Mortgage Loans in accordance  with Sections 10.02 and 11.12,  provided,  however,  that the transferee will not be deemed to be an Owner  hereunder  binding  upon the Servicer  unless such  transferee shall  agree in writing to be bound by the terms of this  Agreement  and an  assignment  and assumption of this  Agreement  reasonably  acceptable to the Servicer.  The Owner also shall advise the  Servicer in writing of the  transfer.  Upon  receipt of notice of the  permitted transfer,  the  Servicer  shall mark its books and records to reflect the  ownership  of the
Mortgage Loans of such assignee,  and shall release the previous Owner from its  obligations hereunder with respect to the Mortgage Loans sold or transferred.

            Section 2.05  Delivery of Mortgage Loan Documents.

            The Servicer  shall  forward to the  Custodian  on behalf of the Owner  original documents  evidencing  an  assumption,  modification,  consolidation  or  extension  of  any
Mortgage  Loan entered into in  accordance  with Section 4.01 or 6.01  promptly  after their execution;  provided,  however,  that the Servicer  shall provide the Custodian on behalf of the  Owner  with a  certified  true  copy of any such  document  submitted  for  recordation promptly after its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate public recording office to be a true  and  complete  copy of the  original  within  180  days of its  execution.  If delivery is not  completed  within 180 days solely due to delays in making such  delivery by reason of the fact that such  documents  shall  not have been  returned  by the  appropriate recording office,  the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                  From  time  to  time  the  Servicer  may  have a need  for  Mortgage  Loan
Documents  to be  released  by the  Custodian.  If the  Servicer  shall  require  any of the
Mortgage Loan Documents,  the Servicer shall notify the Custodian in writing of such request in the form of the request for release  attached  hereto as Exhibit D. The  Custodian  shall deliver to the Servicer promptly,  and in no event later than within five (5) Business Days, any requested Mortgage Loan Document  previously  delivered to the Custodian,  provided that such  documentation  is  promptly  returned  to the  Custodian  when the  Servicer no longer requires  possession  of the  document,  and  provided  that  during  the time that any such documentation  is held by the Servicer,  such  possession is in trust for the benefit of the
Owner.

            Section 2.06  Quality Control Procedures.

            The Servicer must have an internal  quality control program that verifies,  on a regular  basis,  the  existence  and  accuracy  of the legal  documents,  credit  documents, property appraisals,  and underwriting decisions.  The program must be capable of evaluating and monitoring the overall quality of its servicing  activities.  The purpose of the program is to ensure that the  Mortgage  Loans are  serviced in  accordance  with  prudent  mortgage banking  practices and  accounting  principles;  guard  against  dishonest,  fraudulent,  or negligent  acts;  and guard against  errors and omissions by officers,  employees,  or other authorized persons.

                                        ARTICLE III

                               REPRESENTATIONS AND WARRANTIES
                                      OF THE SERVICER

            The  Servicer  represents,  warrants  and  covenants to the Owner that as of the
Effective Date or as of such date specifically provided herein:

            (a)   The Servicer is a validly existing  corporation in good standing under the laws of the State of its organization  and is qualified to transact  business in, is in good standing  under the laws of, and  possesses  all licenses  necessary  for the conduct of its business in, each state in which any  Mortgaged  Property is located or is otherwise  exempt or not required under  applicable law to effect such  qualification or license and no demand for such  qualification or license has been made upon the Servicer by any such state, and in any event the  Servicer  is in  compliance  with the laws of each such  State to the  extent necessary  to ensure the  enforceability  of each  Mortgage  Loan and the  servicing  of the
Mortgage Loans in accordance with the terms of this Agreement;

            (b)   The  Servicer  has full  power  and  authority  to  execute,  deliver  and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and to conduct its business as  presently  conducted,  has duly  authorized  the  execution, delivery and performance of this Agreement,  has duly executed and delivered this Agreement, and this  Agreement  constitutes  a legal,  valid and binding  obligation  of the  Servicer, enforceable  against it in accordance  with its terms  subject to bankruptcy  laws and other similar  laws of  general  application  affecting  rights of  creditors  and  subject to the application of the rules of equity,  including those respecting the availability of specific performance;

            (c)   None of the execution and delivery of this Agreement,  the consummation of the transactions  contemplated  thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this  Agreement will conflict with any of the terms,  conditions or provisions of the Servicer's  articles of incorporation or by-laws or materially conflict with or result in a material  breach of any of the terms,  conditions  or  provisions of any legal  restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound,  or  constitute a default or result in an  acceleration  under any of the foregoing,  or  result  in the  material  violation  of any law,  rule,  regulation,  order, judgment or decree to which the Servicer or its property is subject;

            (d)   There is no litigation pending or, to the Seller's  knowledge,  threatened with respect to the Servicer  which is reasonably  likely to have a material  adverse effect on the  execution,  delivery or  enforceability  of this  Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

            (e)   No consent, approval,  authorization or order of any court or governmental agency or body is required for the  execution,  delivery and  performance by the Servicer of or compliance by the Servicer with this Agreement or the  consummation  of the  transactions contemplated by this Agreement  except for consents,  approvals,  authorizations  and orders which have been obtained;

                  (f)   The  collection and servicing  practices used by the Servicer,  with respect to each Mortgage Note and Mortgage have been in all material  respects  legal.  With respect to escrow  deposits and payments that the Servicer  collects,  all such payments are in the  possession  of,  or  under  the  control  of,  the  Servicer,  and  there  exist  no deficiencies in connection therewith for which customary  arrangements for repayment thereof have not been made.  No escrow  deposits or other charges or payments due under the Mortgage
Note have been capitalized under any Mortgage or the related Mortgage Note;

            (g)   The Servicer is in good standing to service  mortgage loans for Fannie Mae and Freddie Mac and no event has  occurred  which would make the  Servicer  unable to comply with  eligibility  requirements or which would require  notification to either Fannie Mae or
Freddie Mac;

            (h)   No  written  statement,  report  or  other  document  furnished  or  to be furnished  pursuant to the Agreement  contains or will contain any statement that is or will be  inaccurate  or  misleading  in any  material  respect or omits to state a material  fact required to be stated therein or necessary to make the  information  and statements  therein not misleading;

            (i)   No fraud or  misrepresentation  of a  material  fact with  respect  to the servicing of a Mortgage Loan has taken place on the part of the Servicer;

            (j)   At the time Servicer  commenced  servicing the Mortgage Loans,  either (i)
each  Mortgagor was properly  notified  with respect to Servicer's  servicing of the related
Mortgage Loan in accordance with the Cranston  Gonzalez National  Affordable  Housing Act of
1990,  as the  same may be  amended  from  time to time,  and the  regulations  provided  in accordance with the Real Estate Settlement  Procedures Act or (ii) such notification was not required;

            (k)   At  the  time  Servicer  commenced   servicing  the  Mortgage  Loans,  all
applicable taxing authorities and insurance companies  (including primary mortgage insurance policy  insurers,  if  applicable)  and/or  agents  were  notified  of the  transfer  of the servicing  of the Mortgage  Loans to  Servicer,  or its  designee,  and  Servicer  currently receives all related  notices,  tax bills and insurance  statements.  Additionally,  any and all costs,  fees and expenses  associated with the Servicer's  commencement of the servicing of the Mortgage  Loans,  including the costs of any insurer  notifications,  the transfer or implementation of tax service  contracts,  flood  certification  contracts,  and any and all other servicing  transfer-related  costs and expenses have been paid for by the Servicer and will, in no event, be the responsibility of the Owner; and

            (l)   The collection and servicing  practices with respect to each Mortgage Note and Mortgage have been in all material  respects legal.  With respect to escrow deposits and payments that the Servicer  collects,  all such payments are in the  possession of, or under the control of, the Servicer,  and there exist no deficiencies  in connection  therewith for which customary  arrangements  for repayment  thereof have not been made. No escrow deposits or other  charges or payments due under the Mortgage  Note have been  capitalized  under any
Mortgage or the related Mortgage Note.

                                         ARTICLE IV
                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
            Section 4.01   Servicer to Act as Servicer.
            The Servicer,  as independent  contract  servicer,  shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted  Servicing  Practices
(giving due  consideration  to the Owner's  reliance on the  Servicer),  and shall have full power  and  authority,  acting  alone,  to do or  cause  to be done  any and all  things  in connection with such servicing and  administration  which the Servicer may deem necessary or desirable  and  consistent  with the terms of this  Agreement  and with  Accepted  Servicing
Practices  and  shall  exercise  the  same  care  that it  customarily  employs  for its own account.  Except as set forth in this  Agreement,  the Servicer  shall  service the Mortgage
Loans in accordance  with  Accepted  Servicing  Practices in  compliance  with the servicing provisions  of the Fannie Mae Guide,  which  include,  but are not  limited  to,  provisions regarding the liquidation of Mortgage Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the maintenance of hazard  insurance with a
Qualified  Insurer,  the  maintenance  of fidelity bond and errors and omissions  insurance, inspections,  the restoration of Mortgaged  Property,  the  maintenance of Primary  Mortgage
Insurance  Policies,  insurance  claims,  and title  insurance,  management of REO Property, permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of foreclosures and  abandonments of Mortgaged  Property,  the transfer of Mortgaged  Property, the release of Mortgage Loan Documents,  annual  statements,  and examination of records and facilities.  In the event of any conflict,  inconsistency or discrepancy  between any of the servicing  provisions of this  Agreement  and any of the servicing  provisions of the Fannie
Mae Guide,  the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.  The Owner shall, upon reasonable request,  deliver  powers-of-attorney to the
Servicer  sufficient  to allow  the  Servicer  as  servicer  to  execute  all  documentation requiring  execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions,  partial releases,  modifications and foreclosure documentation or, in the  alternative,  shall as  promptly  as  reasonably  possible,  execute and return such documentation to the Servicer.

            Consistent with the terms of this Agreement,  the Servicer may waive,  modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence to any Mortgagor if in the  Servicer's  reasonable  and prudent determination  such waiver,  modification,  postponement  or  indulgence  is not  materially adverse to the Owner,  provided,  however,  that unless the  Servicer has obtained the prior written consent of the Owner,  the Servicer shall not permit any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  forgive the payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which has been  agreed to in  writing  by the Owner and which  permits the deferral of interest or  principal  payments on any  Mortgage  Loan,  the
Servicer  shall, on the Business Day  immediately  preceding the related  Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the
Custodial  Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference  between  (a) such  month's  principal  and one  month's  interest at the related
Mortgage Loan Remittance Rate on the unpaid principal  balance of such Mortgage Loan and (b)
the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement  for such advances to the same extent as for all other  advances  pursuant  to Section  4.05.  Without limiting the  generality  of the  foregoing,  the  Servicer  shall  continue,  and is hereby authorized and empowered,  to prepare,  execute and deliver, all instruments of satisfaction or  cancellation,  or of  partial  or  full  release,  discharge  and all  other  comparable instruments,  with  respect  to the  Mortgage  Loans  and  with  respect  to  the  Mortgaged
Properties.

                  The  Servicer   shall  perform  all  of  its  servicing   responsibilities
hereunder or may, with the Owner's prior written  approval,  cause a subservicer  to perform any  such  servicing  responsibilities  on its  behalf,  but  the use by the  Servicer  of a subservicer  shall not release the Servicer  from any of its  obligations  hereunder and the
Servicer shall remain  responsible  hereunder for all acts and omissions of each subservicer as fully as if such acts and  omissions  were those of the  Servicer.  Any such  subservicer
that  the  Owner  shall  be   requested  to  consent  to  must  be  a  Fannie  Mae  approved seller/servicer  or a Freddie Mac  seller/servicer  in good standing and no event shall have occurred,  including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility  requirements for lenders imposed by Fannie Mae or for seller/servicers  by Freddie  Mac,  or which  would  require  notification  to Fannie Mae or
Freddie Mac. The Servicer shall pay all fees and expenses of each  subservicer  from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                  At  the  cost  and  expense  of  the   Servicer,   without  any  right  of
reimbursement  from the Custodial  Account,  the Servicer shall be entitled to terminate the rights and  responsibilities  of a subservicer  and arrange,  with the Owner's prior written approval,  for any  servicing  responsibilities  to be performed by a successor  subservicer meeting the  requirements  in the  preceding  paragraph,  provided,  however,  that  nothing contained  herein shall be deemed to prevent or prohibit  the  Servicer,  at the  Servicer's option,  from electing to service the related  Mortgage Loans itself.  In the event that the
Servicer's  responsibilities  and duties under this  Agreement  are  terminated  pursuant to
Section 8.04, 9.01 or 10.01,  and if requested to do so by the Owner,  the Servicer shall at its own cost and  expense  terminate  the rights and  responsibilities  of each  subservicer effective as of the date of  termination  of the Servicer.  The Servicer shall pay all fees, expenses or penalties  necessary in order to terminate  the rights and  responsibilities  of each subservicer from the Servicer's own funds without reimbursement from the Owner.

            Notwithstanding  any of the provisions of this Agreement  relating to agreements or  arrangements  between the Servicer and a subservicer or any reference  herein to actions taken  through a  subservicer  or  otherwise,  the  Servicer  shall not be  relieved  of its obligations  to the Owner and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the Mortgage  Loans.  The
Servicer   shall  be  entitled  to  enter  into  an  agreement   with  a   subservicer   for
indemnification  of the Servicer by the subservicer and nothing  contained in this Agreement shall be deemed to limit or modify such indemnification.

            Any subservicing  agreement and any other  transactions or services  relating to the Mortgage Loans  involving a subservicer  shall be deemed to be between such  subservicer and Servicer  alone,  and the Owner shall have no  obligations,  duties or liabilities  with respect to such Subservicer including no obligation,  duty or liability of Owner to pay such subservicer's  fees  and  expenses.  For  purposes  of  distributions  and  advances  by the
Servicer  pursuant  to this  Agreement,  the  Servicer  shall be deemed to have  received  a payment on a Mortgage Loan when a subservicer has received such payment.

            Section 4.02    Collection of Mortgage Loan Payments.

                  Continuously  from the  Effective  Date until the date each  Mortgage Loan ceases to be subject to this Agreement,  the Servicer will proceed with reasonable diligence to collect all  payments  due under each  Mortgage  Loan when the same shall  become due and payable and shall,  to the extent such  procedures  shall be consistent  with this Agreement and the terms and  provisions of related  Primary  Mortgage  Insurance  Policy,  follow such collection  procedures  as it follows  with  respect to  mortgage  loans  comparable  to the
Mortgage  Loans and held for its own account.  Further,  the Servicer  will take  reasonable care in ascertaining and estimating annual ground rents,  taxes,  assessments,  water rates, fire and hazard  insurance  premiums,  mortgage  insurance  premiums,  and all other charges that,  as  provided  in the  Mortgage,  will  become  due and  payable  to the end  that the installments  payable by the  Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

            Section 4.03   Realization Upon Defaulted Mortgage Loans.

            The Servicer shall use its reasonable  efforts,  consistent  with the procedures that the Servicer would use in servicing  loans for its own account and the  requirements of the Fannie Mae Guide,  to foreclose  upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection of delinquent  payments pursuant to Section  4.01.  The Servicer  shall use its  reasonable  efforts to realize upon defaulted  Mortgage  Loans in such  manner as will  maximize  the receipt of  principal  and interest by the Owner,  taking into account,  among other things,  the timing of foreclosure proceedings.  The  foregoing  is  subject  to the  provisions  that,  in any  case in  which
Mortgaged  Property shall have suffered damage, the Servicer shall not be required to expend its own funds  toward the  restoration  of such  property  unless it shall  determine in its discretion  (i) that such  restoration  will  increase  the proceeds of  liquidation  of the related  Mortgage Loan to the Owner after  reimbursement  to itself for such  expenses,  and
(ii) that such expenses will be recoverable by the Servicer  through  Insurance  Proceeds or
Liquidation  Proceeds from the related Mortgaged Property,  as contemplated in Section 4.05.
The  Servicer  shall  notify  the  Owner  in  writing  of the  commencement  of  foreclosure proceedings.  The Servicer  shall be responsible  for all costs and expenses  incurred by it in any such  proceedings  or functions as Servicing  Advances;  provided,  however,  that it shall be  entitled  to  reimbursement  therefor  from the  related  Mortgaged  Property,  as contemplated in Section 4.05.  Notwithstanding  anything to the contrary  contained  herein, in connection  with a foreclosure  or  acceptance of a deed in lieu of  foreclosure,  in the
event  the  Servicer  has  reasonable  cause  to  believe  that  a  Mortgaged   Property  is
contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise  requests an  environmental  inspection or review of such  Mortgaged  Property,  such an inspection or review is to be conducted by a qualified inspector.  Upon completion of the inspection,  the
Servicer  shall  promptly  provide  the  Owner  with a written  report of the  environmental inspection.  After reviewing the environmental  inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

                  Section 4.04 Establishment of Custodial  Accounts;  Deposits in Custodial
Accounts.

            The Servicer shall segregate and hold all funds collected and received  pursuant to each Mortgage  Loan  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Custodial  Accounts.  Each Custodial  Account shall be established  with a Qualified  Depository.  To the extent such funds are not deposited in a Custodial Account,  such funds may be invested in Permitted Investments for the benefit of the  Owner  (with  any  income  earned  thereon  for the  benefit  of the  Servicer).  Funds deposited  in the  Custodial  Account  may be drawn on by the  Servicer in  accordance  with
Section  4.05.  The  creation  of any  Custodial  Account  shall  be  evidenced  by a letter agreement  in the form shown in Exhibit B hereto.  The  original  of such  letter  agreement shall be furnished to the Owner upon request. The Servicer  acknowledges and agrees that the
Servicer shall bear any losses  incurred with respect to Permitted  Investments.  The amount of any such losses shall be immediately  deposited by the Servicer in the Custodial Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

            The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Custodial  Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

            (i)   all payments on account of principal,  including Principal Prepayments, on the Mortgage Loans received after the Cut-off Date;

            (ii)  all payments on account of interest on the Mortgage  Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

            (iii) all Liquidation  Proceeds and REO Disposition  Proceeds received after the
Cut-off Date;

            (iv)  any net  amounts  received  by the  Servicer  after  the  Cut-off  Date in connection with any REO Property pursuant to Section 4.13;

            (v)   all Insurance  Proceeds  received after the Cut-off Date including amounts required to be deposited  pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance  with the Servicer's  normal  servicing  procedures, the loan documents or applicable law;

            (vi)  all Condemnation  Proceeds affecting any Mortgaged Property received after the Cut-off  Date other than  proceeds  to be held in the Escrow  Account and applied to the restoration  or repair of the Mortgaged  Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

            (vii) any Monthly Advances as provided in Section 5.03;

            (viii)      any  amounts  received  after the  Cut-off  Date and  required to be deposited in the Custodial Account pursuant to 6.02; and

            (ix)  with respect to each full or partial Principal  Prepayment  received after the Cut-off  date,  any  Prepayment  Interest  Shortfalls,  to the extent of the  Servicer's aggregate Servicing Fee received with respect to the related Due Period.

            The  foregoing  requirements  for  deposit  in the  Custodial  Account  shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the foregoing,  payments in the nature of late  payment  charges  and  assumption  fees,  to the extent  permitted by Section  6.01,  need not be deposited by the Servicer in the  Custodial
Account.  Any interest  paid on funds  deposited in the  Custodial  Account by the Qualified
Depository  shall accrue to the benefit of the  Servicer and the Servicer  shall be entitled to retain  and  withdraw  such  interest  from the  Custodial  Account  pursuant  to Section
4.05(iv).

            Section 4.05  Permitted Withdrawals From the Custodial Account.

            The  Servicer  may,  from  time to time,  make  withdrawals  from the  Custodial
Account for the following purposes:

            (i) to make  payments  to the Owner in the  amounts  and in the manner  provided for in Section 5.01;

            (ii)  to  reimburse  itself  for  Monthly  Advances,  the  Servicer's  right  to reimburse  itself  pursuant to this subclause (ii) being limited to amounts  received on the related Mortgage Loan which represent late  collections (net of the related  Servicing Fees)
of principal and/or interest respecting which any such advance was made;

                  (iii)  to  reimburse  itself  for  unreimbursed   Servicing  Advances  and
unreimbursed  Monthly  Advances,  the Servicer's  right to reimburse itself pursuant to this subclause  (iii) with respect to any Mortgage  Loan being limited to  Liquidation  Proceeds,
Condemnation  Proceeds and  Insurance  Proceeds  received  after the Cut-off Date related to such Mortgage Loan;

            (iv) to pay to itself  as  servicing  compensation  (a) any  interest  earned on funds in the  Custodial  Account (all such  interest to be withdrawn  monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

            (v)  to reimburse itself for any Nonrecoverable Advances:

            (vi) to  transfer  funds to another  Qualified  Depository  in  accordance  with
Section 4.09 hereof;

            (vii) to remove funds inadvertently  placed in the Custodial Account in error by the Servicer; and

            (viii) to clear and  terminate  the Custodial  Account upon the  termination  of this Agreement.

            Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Servicer shall segregate and hold all funds collected and received  pursuant to each Mortgage Loan which  constitute  Escrow Payments  separate and apart from any of its own funds and general assets and shall  establish and maintain one or more Escrow  Accounts.
Each Escrow Account shall be  established  with a Qualified  Depository.  To the extent such funds are not  deposited  in an Escrow  Account,  such funds may be  invested  in  Permitted
Investments.  Funds  deposited  in an  Escrow  Account  may be drawn on by the  Servicer  in accordance  with Section  4.07.  The creation of any Escrow  Account shall be evidenced by a letter  agreement  in the form shown in Exhibit C. The  original  of such  letter  agreement shall be furnished to the Owner upon  request.  The  Servicer  acknowledges  and agrees that the Servicer  shall bear any losses  incurred  with respect to  Permitted  Investments.  The amount of any such  losses  shall be  immediately  deposited  by the  Servicer in the Escrow
Account,  as appropriate,  out of the Servicer's own funds,  with no right to  reimbursement therefor.

            The Servicer shall deposit in a mortgage  clearing account on a daily basis, and in the Escrow  Account or Accounts no later than the second  Business  Day after  receipt of funds and retain therein:

            (i) all Escrow  Payments  collected  on account of the Mortgage  Loans,  for the purpose of effecting  timely  payment of any items as are  required  under the terms of this
Agreement;

            (ii) all  Insurance  Proceeds  which are to be  applied  to the  restoration  or repair of any Mortgaged Property; and

            (iii)  all  Servicing   Advances  for  Mortgagors   whose  Escrow  Payments  are
insufficient to cover escrow disbursements.

            The Servicer shall make  withdrawals  from an Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other purposes as shall be as set forth in and in accordance  with Section 4.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified  Depository other than  interest on escrowed  funds  required by law to be paid to the  Mortgagor  and, to the extent  required by law, the Servicer  shall pay interest on escrowed funds to the Mortgagor notwithstanding  that the Escrow  Account is  non-interest  bearing  or that  interest  paid thereon is insufficient for such purposes.

            Section 4.07  Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Servicer only:

            (i)   to effect  timely  payments of ground  rents,  taxes,  assessments,  water rates, fire and hazard insurance  premiums,  Primary Mortgage Insurance Policy premiums,  if applicable, and comparable items;

            (ii)  to reimburse  Servicer  for any  Servicing  Advance made by Servicer  with respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage
Loan which represent late payments or collections of Escrow Payments thereunder;

            (iii) to refund to the Mortgagor any funds as may be determined to be overages;

            (iv)  for transfer to the Custodial  Account in connection  with an  acquisition of REO Property;

            (v)   for application to restoration or repair of the Mortgaged Property;

            (vi)  to pay to the  Servicer,  or to the  Mortgagor  to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

            (vii) to pay to the Mortgagors or other parties Insurance  Proceeds deposited in accordance with Section 4.06;

            (viii)      to remove funds  inadvertently  placed in an Escrow Account in error by the Servicer; and

            (ix)  to clear and  terminate  the  Escrow  Account on the  termination  of this
Agreement.

            As part of its  servicing  duties,  the  Servicer  shall  pay to the  Mortgagors interest on funds in an Escrow  Account,  to the extent  required by law,  and to the extent that  interest  earned  on funds in the  Escrow  Account  is  insufficient,  shall  pay such interest from its own funds, without any reimbursement therefor.

            Section 4.08 Payment of Taxes,  Insurance  and Other  Charges;  Maintenance  of
Primary Mortgage Insurance Policies; Collections Thereunder.

                  With respect to each Mortgage Loan,  the Servicer shall maintain  accurate records  reflecting the status of ground rents,  taxes,  assessments,  water rates and other charges  which  are or may  become a lien  upon the  Mortgaged  Property  and the  status of
Primary Mortgage  Insurance Policy premiums and fire and hazard insurance coverage and shall obtain,  from time to time,  all bills for the payment of such  charges,  including  renewal premiums and shall effect  payment  thereof prior to the  applicable  penalty or termination date and at a time appropriate for securing maximum discounts allowable,  employing for such purpose  deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts  sufficient  for such purposes,  as allowed under the terms of the Mortgage or  applicable  law. To the extent that the Mortgage  does not provide for Escrow  Payments,  the Servicer  shall  determine that any such payments are made by the
Mortgagor at the time they first become due. The Servicer  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely  payments  of all such bills irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

            The Servicer will maintain in full force and effect Primary  Mortgage  Insurance
Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such coverage  is  herein  required.  Such  coverage  will be  maintained  until the ratio of the current  outstanding  principal  balance of the related Mortgage Loan to the appraised value of the related  Mortgaged  Property,  based on the most recent  appraisal  of the  Mortgaged
Property performed by a Qualified Appraiser,  such appraisal to be included in the Servicing
File,  is reduced  to 80.00% or less.  The  Servicer  will not cancel or refuse to renew any
Primary Mortgage  Insurance Policy that is required to be kept in force under this Agreement unless a  replacement  Primary  Mortgage  Insurance  Policy for such  canceled or nonrenewed policy is obtained from and  maintained  with a Qualified  Insurer.  The Servicer  shall not take any action which would result in  noncoverage  under any  applicable  Primary  Mortgage
Insurance  Policy of any loss  which,  but for the actions of the  Servicer  would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly  notify the insurer under the related Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution  of  liability in  accordance  with the terms of such policy and shall take all actions  which may be  required  by such  insurer  as a  condition  to the  continuation  of coverage under the Primary Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance
Policy is  terminated  as a result of such  assumption or  substitution  of  liability,  the
Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection  with its activities as servicer,  the Servicer  agrees to prepare and  present,  on behalf of itself and the Owner,  claims to the  insurer  under any Private
Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary
Mortgage  Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy respecting a defaulted Mortgage
Loan.  Pursuant to Section  4.04,  any amounts  collected by the Servicer  under any Primary
Mortgage  Insurance  Policy  shall  be  deposited  in  the  Custodial  Account,  subject  to withdrawal pursuant to Section 4.05.

            Section 4.09  Transfer of Accounts.

            The  Servicer  may transfer  the  Custodial  Account or the Escrow  Account to a
different  Qualified  Depository  from time to time.  The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

            Section 4.10  Maintenance of Hazard Insurance.

                  The Servicer  shall cause to be maintained for each Mortgage Loan fire and hazard  insurance  with  extended  coverage as is customary in the area where the  Mortgaged
Property is located in an amount  which is equal to the lesser of (i) the maximum  insurable value  of the  improvements  securing  such  Mortgage  Loan or (ii) the  greater  of (a) the outstanding  principal  balance of the Mortgage Loan,  and (b) the percentage  such that the proceeds  thereof shall be sufficient  to prevent the  Mortgagor  and/or the Mortgagee  from becoming a  co-insurer.  If the Mortgaged  Property is in an area  identified in the Federal
Register by the Federal  Emergency  Management  Agency as being a special  flood hazard area that has  federally-mandated  flood  insurance  requirements,  the Servicer will cause to be maintained a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal Insurance  Administration with a generally  acceptable  insurance carrier, in an amount  representing  coverage  not less  than the  least of (i) the  outstanding  principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements  securing such Mortgage  Loan or (iii) the maximum  amount of insurance  which is available  under the
Flood Disaster  Protection Act of 1973, as amended.  The Servicer shall also maintain on the
REO Property,  fire and hazard  insurance  with  extended  coverage in an amount which is at least  equal to the maximum  insurable  value of the  improvements  which are a part of such property,  liability  insurance  and, to the extent  required and available  under the Flood
Disaster  Protection  Act of 1973,  as  amended,  flood  insurance  in an amount as provided above.  Any amounts  collected by the Servicer under any such policies other than amounts to be  deposited  in the  Escrow  Account  and  applied  to the  restoration  or  repair of the
Mortgaged  Property or REO Property,  or released to the  Mortgagor in  accordance  with the
Servicer's  normal  servicing  procedures,  shall be  deposited  in the  Custodial  Account, subject to withdrawal  pursuant to Section  4.05. It is understood  and agreed that no other additional  insurance  need be required by the Servicer or the  Mortgagor or  maintained  on property  acquired in respect of the Mortgage  Loans,  other than pursuant to the Fannie Mae
Guide or such  applicable  state or federal laws and  regulations as shall at any time be in force and as shall require such  additional  insurance.  All such policies shall be endorsed with standard  mortgagee clauses with loss payable to the Servicer and its successors and/or
assigns  and  shall  provide  for  at  least  thirty  days  prior  written   notice  of  any
cancellation,  reduction in the amount or material  change in coverage to the Servicer.  The
Servicer shall not interfere with the Mortgagor's  freedom of choice in selecting either his insurance carrier or agent,  provided,  however, that the Servicer shall not accept any such insurance  policies from  insurance  companies  unless such  companies  currently  reflect a
General Policy Rating in Best's Key Rating Guide currently  acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

            Section 4.11 Adjustments to Mortgage Interest Rate and Monthly Payment.

            On each  applicable  Adjustment  Date,  the  Mortgage  Interest  Rate  shall  be adjusted,  in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Index plus the Margin (rounded in accordance with the related  Mortgage
Note)  subject to the  applicable  Periodic  Rate Cap and Lifetime Rate Cap, as set forth in the Mortgage  Note.  The  Servicer  shall  execute and deliver the notices  required by each
Mortgage and Mortgage  Note and  applicable  laws and  regulations  regarding  interest rate adjustments.

            Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

            The Servicer shall maintain,  at its own expense, a blanket fidelity bond and an errors and omissions  insurance  policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage
Loans and who handle  funds,  money,  documents and papers  relating to the Mortgage  Loans.
The Fidelity  Bond and errors and omissions  insurance  shall be in the form of the Mortgage
Banker's  Blanket Bond and shall protect and insure the Servicer  against losses,  including forgery,  theft,  embezzlement,  fraud,  errors and  omissions  and  negligent  acts of such persons.  Such  Fidelity  Bond and errors and  omissions  insurance  shall also  protect and insure the Servicer  against losses in connection with the failure to maintain any insurance policies  required  pursuant to this Agreement and the release or satisfaction of a Mortgage
Loan  without  having  obtained  payment in full of the  indebtedness  secured  thereby.  No provision  of this  Section  4.12  requiring  the  Fidelity  Bond and errors  and  omissions insurance  shall  diminish or relieve the Servicer  from its duties and  obligations  as set forth in this  Agreement.  The minimum  coverage  under any such Fidelity Bond and insurance policy shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the
Fannie Mae Guide or by Freddie  Mac in the  Freddie  Mac Guide.  The  Servicer  shall,  upon request of Owner,  deliver to the Owner a certificate  from the surety and the insurer as to the  existence  of the Fidelity  Bond and errors and  omissions  insurance  policy and shall obtain a statement  from the surety and the insurer  that such  Fidelity  Bond or  insurance policy shall in no event be  terminated  or materially  modified  without  thirty days prior written  notice to the Owner.  The Servicer shall notify the Owner within five Business Days of receipt of notice  that such  Fidelity  Bond or  insurance  policy  will be, or has been, materially  modified  or  terminated.  The  Owner and its  successors  or  assigns  as their interests  may appear must be named as loss payees on the  Fidelity  Bond and as  additional insured on the errors and omissions policy.

            Section 4.13  Title, Management and Disposition of REO Property.

            In the event that title to any Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the Owner or its designee.  Any such Person or Persons  holding such title other than the
Owner shall  acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

            The Servicer shall notify the Owner in accordance  with prudent  servicing practices  of each  acquisition  of REO  Property  upon  such  acquisition,  and thereafter  assume  the  responsibility  for  marketing  such  REO  Property  in accordance with Accepted  Servicing  Practices.  Thereafter,  the Servicer shall continue to provide  certain  administrative  services to the Owner  relating to such REO Property as set forth in this Section  4.13.  The REO Property  must be sold within three years  following  the end of the calendar  year of the date of acquisition,  unless  a  REMIC  election  has  been  made  with  respect  to the arrangement  under which the  Mortgage  Loans and REO  Property are held and (i)
      the Owner  shall  have been  supplied  with an  Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged  Property  subsequent to such three-year  period (and specifying the period beyond such three-year period for which the Mortgaged  Property may be held) will not result in the imposition of taxes on  "prohibited  transactions"  of the  related  trust  as  defined  in
      Section  860F of the Code,  or cause the  related  REMIC to fail to qualify as a
      REMIC,  in which case the  related  trust may  continue  to hold such  Mortgaged
      Property  (subject to any conditions  contained in such Opinion of Counsel),  or
      (ii) the Owner (at the  Servicer's  expense) or the Servicer  shall have applied for, prior to the  expiration of such  three-year  period,  an extension of such three-year  period in the manner  contemplated by Section 856(e)(3) of the Code, in  which  case  the  three-year  period  shall be  extended  by the  applicable period.  If a period  longer than three years is permitted  under the  foregoing sentence  and is  necessary to sell any REO  Property,  (i) the  Servicer  shall report  monthly  to the Owner as to  progress  being  made in  selling  such REO
      Property and (ii) if, with the written  consent of the Owner,  a purchase  money mortgage is taken in connection  with such sale,  such purchase  money  mortgage shall name the Servicer as mortgagee,  and such purchase  money  mortgage  shall not be held  pursuant to this  Agreement,  but instead a separate  participation agreement  between the  Servicer and Owner shall be entered into with respect to such  purchase money mortgage.

            The Servicer shall not permit the creation of any "interests"  (within the meaning  of  Section  860G of the Code) in any  REMIC.  The  Servicer  shall not enter  into  any  arrangement  by  which a REMIC  will  receive  a fee or  other compensation  for  services nor permit a REMIC to receive any income from assets other than  "qualified  mortgages" as defined in Section  860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

              Notwithstanding  any other  provision of this  Agreement,  if a REMIC election has been  made,  no  Mortgaged  Property  held by a REMIC  shall be rented  (or  allowed  to continue to be rented) or  otherwise  used for the  production  of income by or on behalf of the  related  trust or sold in such a manner or  pursuant  to any terms that would (i) cause such Mortgaged  Property to fail to qualify at any time as "foreclosure  property"  within a meaning of Section  860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure  property" with respect to such  Mortgaged  Property  within the  meaning of Section  860G(c) of the Code,  or (iii)
cause the sale of such  Mortgaged  Property to result in the receipt by the related trust or any income from  non-permitted  assets as described in Section  860F(a)  (2)(B) of the Code, unless the  Servicer  has agreed to  indemnify  and hold  harmless  the  related  trust with respect to the imposition of any such taxes.

            The Servicer shall,  either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve,  protect and operate each REO
Property  in the same  manner  that it  manages,  conserves,  protects  and  operates  other foreclosed  property  for its own account,  and in the same manner that similar  property in the same locality as the REO Property is managed.  Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and  conditions  as the Servicer  deems to be in the best  interest of the Owner.  The REO  Disposition  Proceeds  from the sale of the
REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as practical thereafter,  the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

            The Servicer  shall cause each REO Property to be  inspected  promptly  upon the acquisition  of title  thereto and shall cause each REO  Property to be  inspected  at least monthly thereafter or more frequently as may be required by the circumstances.  The Servicer shall make or cause the  inspector to make a written  report of each such  inspection.  Such reports  shall be retained in the  Servicing  File and copies  thereof shall be forwarded by the Servicer to the Owner.

            Notwithstanding  anything to the contrary set forth in this  Section  4.13,  the parties  hereto  hereby  agree that the Owner,  at its option,  shall be entitled to manage, conserve,  protect and operate each REO Property for its own benefit (such  option,  an "REO
Option").  In connection  with the exercise of an REO Option,  the prior two  paragraphs and the related  provisions of Section 4.03 and Section  4.04(iii)  (such  provisions,  the "REO
Marketing  Provisions")  shall be revised  as  follows.  Following  the  acquisition  of any
Mortgaged  Property,  the  Servicer  shall  submit a  detailed  invoice to the Owner for all related  Servicing  Advances and, upon  exercising the REO Option,  the Owner shall promptly reimburse  the Servicer  for such  amounts.  In the event the REO Option is  exercised  with respect to an REO Property,  Section 4.04 (iii) shall not be applicable thereto.  References made in Section 4.03 with respect to the  reimbursement  of Servicing  Advances  shall,  for purposes  of such REO  Property,  be  deemed  to be  covered  by this  paragraph.  The Owner acknowledges that, in the event it exercises an REO Option,  with respect to the related REO
Property,  there  shall be no  breach  by the  Servicer  based  upon or  arising  out of the
Servicer's failure to comply with the REO Marketing Provisions.

                                         ARTICLE V

                             PAYMENTS TO THE OWNER

            Section 5.01   Remittances.

            On each  Remittance  Date, the Servicer shall remit to the Owner (i) all amounts credited to the  Custodial  Account as of the close of  business  on the  related  preceding
Determination Date, except (a) Partial Principal  Prepayments received on or after the first day of the month in which the  Remittance  Date occurs shall be remitted to the Owner on the next following  Remittance  Date, (b) Full Principal  Prepayments  received on or before the
15th day of the month in which a  Remittance  Date occurs  shall be remitted to the Owner on the Remittance  Date of such month,  and (c) Full Principal  Prepayments  received after the
15th day of the month shall be remitted to the Owner on the next following  Remittance Date, each net of charges against or withdrawals  from the Custodial  Account  pursuant to Section
4.05, plus, to the extent not already  deposited in the Custodial  Account,  the sum of (ii)
all Monthly  Advances,  if any,  which the Servicer is obligated to  distribute  pursuant to
Section 5.03 and (iii) all Prepayment  Interest  Shortfalls the Servicer is required to make up  pursuant  to Section  4.04,  minus (iv) any  amounts  attributable  to Monthly  Payments collected  after the Cut-off Date but due on a Due Date or Dates  subsequent to the last day of the related Due Period,  which amounts shall be remitted on the related  Remittance  Date next succeeding the Due Period for such amounts.

            With respect to any  remittance  received by the Owner after the Business Day on which such payment was due, the  Servicer  shall pay to the Owner  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each  change, plus two percentage  points,  but in no event greater than the maximum  amount  permitted by applicable  law. Such interest  shall be deposited in the Custodial  Account by the Servicer on the date such late  payment is made and shall  cover the period  commencing  with the day following  such Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution  payable on the next succeeding  related  Remittance  Date. The payment by the Servicer of any such interest shall not be deemed an  extension of time for payment or a waiver of any Event of Default by the Servicer.

            Section 5.02   Statements to the Owner.

            The Servicer shall furnish to the Owner an individual  Mortgage Loan  accounting report (a "Report"),  as of the last Business Day of each month, in the Servicer's  assigned loan number order to document Mortgage Loan payment activity on an individual  Mortgage Loan basis.  With respect to each month,  such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related  Remittance Date on a disk or tape or other computer-readable  format, in such format as may be mutually agreed upon by both the Owner  and the  Servicer,  and (ii) no later  than the  tenth  Business  Day of the following month of the related  Remittance Date in hard copy, which Report shall contain the following:

(i)   with  respect to each  Monthly  Payment,  the amount of such  remittance  allocable to interest

(ii)  the  amount of  servicing  compensation  received  by the  Servicer  during  the prior distribution period;

(iii) the aggregate Stated Principal Balance of the Mortgage Loans;

(iv)  the  number  and  aggregate  outstanding  principal  balances  of  Mortgage  Loans (a)
                  delinquent  (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b)
                  as to which  foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

(v)   such other reports as may reasonably be required by the Owner.

            The Servicer shall also provide a trial balance,  sorted in the Owner's assigned loan number order, and such other loan level  scheduled-scheduled  remittance information as described on Exhibit E, in electronic tape form, with each such Report.

            The Servicer shall prepare and file any and all information  statements or other filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the  transactions  contemplated hereby. In addition,  the Servicer shall provide the Owner with such information  concerning the Mortgage  Loans as is necessary  for the Owner to prepare its federal  income tax return as the Owner may reasonably request from time to time.

            In  addition,  not more than 60 days after the end of each  calendar  year,  the
Servicer  shall  furnish to each Person who was an Owner at any time  during  such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the  aggregate of  remittances  of principal  and interest for the  applicable portion of such year.

            Section 5.03 Monthly Advances by the Servicer.

            Not  later  than the  close of  business  on the  Business  Day  preceding  each
Remittance Date, the Servicer shall deposit in the Custodial  Account an amount equal to all payments  not  previously  advanced by the  Servicer,  whether or not  deferred  pursuant to
Section 4.01, of Monthly  Payments,  adjusted to the related  Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related  Determination Date;  provided, however,  that the amount of any such  deposit  may be  reduced  by (i) the Amount  Held for
Future  Distribution (as defined below) then on deposit in the Custodial Account,  plus (ii)
with  respect to the initial  Remittance  Date,  the  Non-held  Early Pay Amount (as defined below).  Any  portion  of the  Amount  Held  for  Future  Distribution  used to pay  Monthly
Advances  shall be replaced by the  Servicer by deposit  into the  Custodial  Account on any future  Remittance  Date to the extent that the funds that are  available  in the  Custodial
Account  for  remittance  to the Owner on such  Remittance  Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

            The "Amount Held for Future  Distribution"  as to any  Remittance  Date shall be the total of the  amounts  held in the  Custodial  Account at the close of  business  on the preceding  Determination  Date which were received  after the Cut-off Date on account of (i)
Liquidation  Proceeds,  Insurance Proceeds,  and Partial Principal  Prepayments  received or made in the month of such Remittance Date, (ii) Full Principal  Payments  received after the
15th day of the  month in the  month of such  Remittance  Date,  and  (iii)  payments  which represent  early  receipt of scheduled  payments of principal  and interest due on a date or dates  subsequent  to the related Due Date.  The  "Non-held  Early Pay Amount"  shall be the total of the amounts on account of  payments  which  represent  early  receipt of  scheduled payments of principal and interest received on or prior to the Cut-off Date.

            The Servicer's  obligation to make such Monthly Advances as to any Mortgage Loan will continue  through the final  disposition  or  liquidation  of the  Mortgaged  Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation  Proceeds,  REO
Disposition  Proceeds or Insurance  Proceeds with respect to the  applicable  Mortgage Loan.
In such latter event,  the Servicer  shall deliver to the Owner an Officer's  Certificate of the  Servicer  to the effect  that an officer  of the  Servicer  has  reviewed  the  related
Servicing   File  and  has  obtained  a  recent   appraisal  and  has  made  the  reasonable
determination that any additional  advances are nonrecoverable from Liquidation or Insurance
Proceeds with respect to the applicable Mortgage Loan.

            Section 5.04 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged  Property or the acquisition  thereof by the Owner pursuant to a  deed-in-lieu  of  foreclosure,  the Servicer shall submit to the
Owner a  liquidation  report  with  respect to such  Mortgaged  Property in such form as the
Servicer and the Owner shall agree.  The Servicer  shall also provide  reports on the status of REO Property containing such information as Owner may reasonably require.

                                  ARTICLE VI

                                GENERAL SERVICING PROCEDURES

            Section 6.01   Assumption Agreements.

            The  Servicer  will,  to the  extent  it has  knowledge  of  any  conveyance  or prospective  conveyance  by any  Mortgagor  of a  Mortgaged  Property  (whether  by absolute conveyance  or by  contract  of,  sale,  and whether or not the  Mortgagor  remains or is to remain  liable  under the  Mortgage  Note  and/or  the  Mortgage),  exercise  its  rights to accelerate the maturity of such Mortgage Loan under any  "due-on-sale"  clause to the extent permitted by law;  provided,  however,  that the Servicer shall not exercise any such rights if  prohibited  by law or the terms of the Mortgage Note from doing so or if the exercise of such  rights  would  impair or  threaten to impair any  recovery  under the related  Primary
Mortgage  Insurance Policy, if any. If the Servicer  reasonably  believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer,  with the approval of the
Owner  (such  approval  not to be  unreasonably  withheld),  will enter  into an  assumption agreement  with the person to whom the  Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage Note and, to the extent  permitted by applicable  state law, the  Mortgagor  remains  liable  thereon.
Where an assumption is allowed  pursuant to this Section 6.01, the Servicer,  with the prior consent of the primary mortgage insurer,  if any, is authorized to enter into a substitution of liability  agreement with the person to whom the Mortgaged  Property has been conveyed or is  proposed  to be  conveyed  pursuant to which the  original  mortgagor  is released  from liability and such Person is  substituted  as mortgagor and becomes liable under the related
Mortgage  Note.  Any  such  substitution  of  liability  agreement  shall  be in  lieu of an assumption agreement.

            In  connection  with any such  assumption  or  substitution  of  liability,  the
Servicer  shall follow the  underwriting  practices and  procedures of the Fannie Mae Guide.
With respect to an  assumption or  substitution  of  liability,  the Mortgage  Interest Rate borne by the  related  Mortgage  Note  and the  amount  of the  Monthly  Payment  may not be changed.  The  Servicer  shall notify the Owner that any such  substitution  of liability or assumption  agreement has been completed by forwarding to the Owner the original of any such substitution  of liability or assumption  agreement,  which  document  shall be added to the related  Mortgage Loan Documents and shall,  for all purposes,  be considered a part of such
related   mortgage  file  to  the  same  extent  as  all  other  documents  and  instruments constituting  a part  thereof.  All fees  collected by the  Servicer  for  entering  into an assumption or substitution of liability agreement shall belong to the Servicer.

            Notwithstanding the foregoing  paragraphs of this section or any other provision of this  Agreement,  the Servicer shall not be deemed to be in default,  breach or any other violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage Loan by operation  of law or any  assumption  which  the  Servicer  may be  restricted  by law  from preventing,  for any  reason  whatsoever.  For  purposes  of this  Section  6.01,  the  term
"assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject  to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

            Upon the payment in full of any Mortgage  Loan,  the Servicer  will  immediately notify the Custodian with a  certification  and request for release by a Servicing  Officer, which  certification  shall  include a statement to the effect that all amounts  received in connection  with such payment  which are required to be deposited in the  Custodial  Account pursuant to Section 4.04 have been so deposited,  and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian,  and unless the related
Mortgage  Loans  are  the  subject  of a  Pass-Through  Transfer,  such  request  is  to  be acknowledged by the Owner. Upon receipt of such  certification and request,  the Owner shall promptly  release or cause the  Custodian  to promptly  release the  related  Mortgage  Loan
Documents to the Servicer and the Servicer  shall  prepare and deliver for  execution by the
Owner or at the Owner's option execute under the authority of a power of attorney  delivered to the  Servicer  by  the  Owner  any  satisfaction  or  release.  No  expense  incurred  in connection with any instrument of  satisfaction or deed of reconveyance  shall be chargeable to the Custodial Account.

            In the event the  Servicer  satisfies  or  releases  a Mortgage  without  having obtained payment in full of the indebtedness  secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage  instruments,  the Servicer,  upon written  demand,  shall remit  within two  Business  Days to the Owner the then  outstanding principal  balance  of the  related  Mortgage  Loan  by  deposit  thereof  in the  Custodial
Account.  The Servicer  shall  maintain the Fidelity Bond insuring the Servicer  against any loss it may sustain with respect to any Mortgage Loan not  satisfied in accordance  with the procedures set forth herein.

            From time to time and as  appropriate  for the servicing or  foreclosure  of the
Mortgage  Loans,  including  for the  purpose  of  collection  under  any  Primary  Mortgage
Insurance Policy,  upon request of the Servicer and delivery to the Custodian of a servicing receipt  signed by a  Servicing  Officer  (and  unless the  related  Mortgage  Loans are the subject of a Pass-Through Transfer,  acknowledged by the Owner), the Custodian shall release the portion of the Mortgage  Loan  Documents  held by the  Custodian to the  Servicer.  Such servicing  receipt shall obligate the Servicer to promptly return the related  Mortgage Loan
Documents to the Custodian,  when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation  Proceeds relating to the Mortgage
Loan have been  deposited in the Custodial  Account or such documents have been delivered to an  attorney,  or to a public  trustee or other  public  official as  required  by law,  for purposes of initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing  Officer  certifying as to the name and  address  of the  Person to which  such  documents  were  delivered  and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing  Officer stating that such Mortgage Loan was liquidated,  the servicing  receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

            Section 6.03 Servicing Compensation.

            As compensation  for its services  hereunder,  the Servicer shall be entitled to withdraw  from the  Custodial  Account or to retain from  interest  payments on the Mortgage
Loans the  amounts  provided  for as the  Servicer's  Servicing  Fee.  Additional  servicing compensation  in the form of  assumption  fees,  as provided in Section  6.01,  late payment charges  and other  ancillary  fees  shall be  retained  by the  Servicer  to the extent not required to be deposited in the  Custodial  Account.  The Servicer  shall be required to pay all expenses incurred by it in connection with its servicing  activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

            Section 6.04  Annual Statement as to Compliance.

            The Servicer will deliver to the Owner not later than 90 days  following the end of each fiscal year of the Servicer,  an Officers' Certificate stating, as to each signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar
year  and  of  performance   under  this  Agreement  has  been  made  under  such  officers'
supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the
Servicer has fulfilled all of its  obligations  under this Agreement  throughout  such year, or, if there has been a default in the fulfillment of any such  obligation,  specifying each such  default  known to such  officers  and the nature and  status  thereof  except for such defaults as such Officers in their good faith judgment believe to be immaterial.

            Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

            Not later than 90 days  following  the end of each fiscal year of the  Servicer, the Servicer at its expense shall cause a firm of independent  public accountants which is a member of the American  Institute of Certified Public  Accountants to furnish a statement to the Owner to the effect that such firm has examined  certain  documents and records relating to the  Servicer's  servicing  of  mortgage  loans of the same  type as the  Mortgage  Loans pursuant to servicing agreements  substantially similar to this Agreement,  which agreements may  include  this  Agreement,  and  that,  on the basis of such an  examination,  conducted substantially  in  accordance  with the Uniform  Single  Attestation  Program  for  Mortgage
Bankers,  such firm is of the opinion that the  Servicer's  servicing has been  conducted in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such statement.

            Section 6.06  Owner's Right to Examine Servicer Records.

            The Owner  shall  have the right to  examine  and audit,  at its  expense,  upon reasonable notice to the Servicer,  during business hours or at such other times as might be reasonable under applicable circumstances,  any and all of the books, records, documentation or other  information of the Servicer,  or held by another for the Servicer or on its behalf or otherwise,  which relate to the  performance  or observance by the Servicer of the terms, covenants or conditions of this Agreement.

            The Servicer shall provide to the Owner and any supervisory  agents or examiners representing  a state or federal  governmental  agency having  jurisdiction  over the Owner, including  but  not  limited  to  OTS,  FDIC  and  other  similar  entities,  access  to any documentation  regarding the Mortgage  Loans in the  possession of the Servicer which may be required by any applicable  regulations.  Such access shall be afforded without charge, upon reasonable request,  during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal  government  agency,  FDIC, OTS, or any other similar regulations.

            Section 6.07  Compliance with REMIC Provisions.

            If a REMIC  election has been made with respect to the  arrangement  under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action,  cause the  REMIC to take any  action  or fail to take (or fail to cause to be  taken)  any  action that,  under  the  REMIC  Provisions,  if taken or not  taken,  as the case may be could (i)
endanger the status of the REMIC as a REMIC or (ii) result in the  imposition  of a tax upon the REMIC  (including but not limited to the tax on "prohibited  transactions" as defined in
Section  860F(a)(2)  of the  Code  and the tax on  "contribution"  to a REMIC  set  forth in
Section  860G(d) of the Code unless the  Servicer has received an Opinion of Counsel (at the expense of the party  seeking to take such  actions)  to the  effect  that the  contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

            Section 6.08  Non-solicitation.

            The Servicer shall not knowingly conduct any solicitation  exclusively  targeted to the  Mortgagors  for the purpose of  inducing  or  encouraging  the early  prepayment  or refinancing  of the related  Mortgage  Loans.  It is understood  and agreed that  promotions undertaken  by the Servicer or any agent or affiliate of the Servicer  which are directed to the  general  public  at  large,  including,  without  limitation,  mass  mailings  based on commercially acquired mailing lists,  newspaper,  radio and television  advertisements shall not constitute  solicitation  under this section.  Nothing  contained  herein shall prohibit the  Servicer  from  (i)  distributing  to  Mortgagors  any  general  advertising  including information  brochures,  coupon  books,  or  other  similar  documentation  which  indicates services the Seller offers,  including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.

                                  ARTICLE VII

                      REPORTS TO BE PREPARED BY SERVICER

                  Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                  The Servicer  shall furnish to the Owner upon request,  during the term of this  Agreement,  such  periodic,  special or other reports or  information,  whether or not provided for herein,  as shall be necessary,  reasonable or appropriate  with respect to the purposes of this  Agreement.  The Servicer may negotiate with the Owner for a reasonable fee for  providing  such report or  information,  unless (i) the  Servicer is required to supply such report or  information  pursuant to any other  section of this  Agreement,  or (ii) the report or information has been requested in connection with Internal Revenue  Service,  OTS,
FDIC or other  regulatory  agency  requirements.  All such reports or  information  shall be provided by and in accordance with all reasonable  instructions  and directions given by the
Owner.  The Servicer  agrees to execute and deliver all such  instruments  and take all such action as the Owner,  from time to time, may  reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                 ARTICLE VIII

                                 THE SERVICER

            Section 8.01   Indemnification; Third Party Claims.

                  The Servicer  agrees to indemnify  the Owner and hold it harmless from and against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that the Owner may sustain in any way  related  to the  failure  of the  Servicer  to perform in any way its duties and service the Mortgage  Loans in strict  compliance  with the terms of this  Agreement and for breach of any  representation  or warranty of the Servicer  contained  herein.  The Servicer shall immediately  notify the Owner if a claim is made by a third party with respect to this
Agreement  or the  Mortgage  Loans,  assume  (with the consent of the Owner and with counsel reasonably  satisfactory to the Owner) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees, and promptly pay,  discharge and satisfy any judgment  or decree  which may be  entered  against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations  hereunder.  The Servicer agrees that it will not enter into any  settlement  of any such claim without the consent of the Owner unless such  settlement  includes an  unconditional  release of the Owner from all liability  that is the subject  matter of such claim.  The  provisions  of this Section 8.01 shall survive termination of this Agreement.  In no event will either Purchaser or Seller be liable to the  other  party to this  Agreement  for  incidental  or  consequential  damages, including,  without limitation,  loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

            Section 8.02   Merger or Consolidation of the Servicer.

            The Servicer will keep in full effect its existence,  rights and franchises as a corporation  under the laws of the state of its  incorporation  except as permitted  herein, and will obtain and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect  the validity and  enforceability  of this  Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any  Person  into  which the  Servicer  may be merged  or  consolidated,  or any corporation  resulting from any merger,  conversion or  consolidation  to which the Servicer shall be a party,  or any Person  succeeding to the business of the Servicer  whether or not related to loan  servicing,  shall be the successor of the Servicer  hereunder,  without the execution  or  filing  of any  paper or any  further  act on the part of any of the  parties hereto,  anything  herein  to the  contrary  notwithstanding;  provided,  however,  that the successor or surviving  Person  shall be an  institution  (i) having a GAAP net worth of not less than $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved  mortgagee whose primary business is in origination and servicing of first lien  mortgage  loans,  and (iii)  which is a Fannie Mae or  Freddie  Mac  approved seller/servicer in good standing.

            Section 8.03  Limitation on Liability of the Servicer and Others.

            Neither  the  Servicer  nor any of the  officers,  employees  or  agents  of the
Servicer  shall be under any  liability to the Owner for any action taken or for  refraining from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in judgment made in good faith;  provided,  however,  that this provision shall not protect the
Servicer  or any such  person  against  any breach of  warranties  or  representations  made herein,  or failure to perform in any way its obligations in compliance with any standard of care set forth in this  Agreement,  or any  liability  which would  otherwise  be imposed by reason of  negligence  or any  breach of the terms and  conditions  of this  Agreement.  The
Servicer  and any  officer,  employee or agent of the Servicer may rely in good faith on any document of any kind prima facie  properly  executed and  submitted by the Owner  respecting any matters  arising  hereunder.  The Servicer  shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not  incidental  to its duties to service the Mortgage  Loans in accordance  with this  Agreement and which in its opinion may involve it in any expenses or liability;  provided, however, that the Servicer may, with the consent of the Owner,  which consent shall not be unreasonably  withheld,  undertake any such action which it may deem  necessary or desirable  with respect to this Agreement and the rights and duties of the parties  hereto.  In such event,  the  reasonable  legal expenses and costs of such action and any liability resulting  therefrom shall be expenses,  costs and liabilities for which the Owner will be liable,  and the  Servicer  shall be entitled  to be  reimbursed therefor from the Owner upon written demand.

            Section 8.04  Servicer Not to Resign.

            The Servicer shall not resign from the  obligations and duties hereby imposed on it except by mutual  consent of the  Servicer and the Owner or upon the  determination  that its duties  hereunder are no longer  permissible  under  applicable law and such  incapacity cannot be cured by the Servicer.  Any such  determination  permitting the resignation of the
Servicer  shall be evidenced by an Opinion of Counsel to such effect  delivered to the Owner which  Opinion of Counsel shall be in form and  substance  acceptable to the Owner.  No such resignation  shall become  effective  until a successor  shall have  assumed the  Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

            Section 8.05   No Transfer of Servicing.

            With respect to the  retention  of the  Servicer to service the  Mortgage  Loans hereunder,  the  Servicer  acknowledges  that  the  Owner  has  acted in  reliance  upon the
Servicer's  independent status, the adequacy of its servicing  facilities,  plan, personnel,
records  and  procedures,   its  integrity,   reputation  and  financial  standing  and  the
continuance  thereof.  Without in any way  limiting  the  generality  of this  section,  the
Servicer shall not either assign this  Agreement or the servicing  hereunder or delegate its rights or duties  hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially  all of its  property  or assets,  without the prior  written  approval of the
Owner,  which approval shall not be  unreasonably  withheld;  provided that the Servicer may assign  the  Agreement  and the  servicing  hereunder  without  the  consent  of Owner to an affiliate of the Servicer to which all  servicing of the Servicer is assigned so long as (i)
such affiliate is a Fannie Mae and Freddie Mac approved  servicer and (ii) if it is intended that such affiliate be spun off to the  shareholders of the Servicer,  such affiliate have a
GAAP net worth of at least  $10,000,000  and (iii) such affiliate shall deliver to the Owner a  certification  pursuant to which such affiliate  shall agree to be bound by the terms and conditions  of this  Agreement  and shall  certify  that such  affiliate is a Fannie Mae and
Freddie Mac approved servicer in good standing.

                                  ARTICLE IX
                                   DEFAULT
            Section 9.01  Events of Default.
            In case one or more of the  following  Events of Default by the  Servicer  shall occur and be continuing, that is to say:

            (i)   any failure by the Servicer to remit to the Owner any payment  required to be made under the terms of this Agreement which  continues  unremedied for a period of three
(3) Business Days after written notice thereof (it being  understood that this  subparagraph shall not affect Servicer's  obligation  pursuant to Section 5.01 to pay default interest on any remittance  received by the Owner after the Business Day on which such payment was due);
or

            (ii)  any failure on the part of the Servicer  duly to observe or perform in any material  respect any other of the  covenants or  agreements on the part of the Servicer set forth in this  Agreement,  the  breach  of which has a  material  adverse  effect  and which continue  unremedied  for a period of sixty days  (except  that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement and such failure shall be deemed to have a material adverse effect)  after the date on which written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

            (iii) a decree  or order of a court or agency or  supervisory  authority  having jurisdiction  for  the  appointment  of a  conservator  or  receiver  or  liquidator  in any insolvency,  bankruptcy,  readjustment  of debt,  marshaling  of assets and  liabilities  or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against  the  Servicer  and such  decree  or order  shall  have  remained  in force undischarged or unstayed for a period of sixty days; or

            (iv)  the  Servicer  shall  consent  to  the  appointment  of a  conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshaling of assets and  liabilities  or similar  proceedings  of or  relating  to the  Servicer or of or relating to all or substantially all of its property; or

            (v)   the  Servicer  shall  admit in  writing  its  inability  to pay its  debts generally  as  they  become  due,  file a  petition  to  take  advantage  of any  applicable insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi)  the  Servicer  ceases to be approved  by either  Fannie Mae or Freddie Mac
(to the extent such entities are then operating in a capacity  similar to that in which they operate on the Closing  Date) as a mortgage  loan  servicer for more than thirty days to the extent such entities perform similar functions; or

            (vii) the  Servicer  attempts  to  assign  its right to  servicing  compensation hereunder or the Servicer  attempts,  without the consent of the Owner, to sell or otherwise dispose of all or  substantially  all of its property or assets or to assign this  Agreement or the  servicing  responsibilities  hereunder  or to delegate  its duties  hereunder or any portion thereof except as otherwise permitted herein.

            then,  and in each and every such case, so long as an Event of Default shall not have been  remedied,  the Owner,  by notice in writing to the  Servicer  may, in addition to whatever  rights  the Owner may have  under  Section  8.01 and at law or equity to  damages, including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the Servicer  under this  Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Servicer for the same. On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer under this
Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01. Upon written request from the
Owner,  the Servicer  shall  prepare,  execute and deliver,  any and all documents and other instruments,  place in such successor's possession all Servicing Files, and do or accomplish all other acts or things  necessary or  appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related  documents,  or otherwise,  at the Servicer's  sole expense.  The Servicer agrees to cooperate  with the Owner and such  successor in effecting the  termination of the
Servicer's  responsibilities  and  rights  hereunder,  including,  without  limitation,  the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Servicer to the  Custodial  Account or Escrow  Account or thereafter received with respect to the Mortgage Loans or any REO Property.

            Section 9.02 Waiver of Defaults.

            The Owner may waive only by written  notice any  default by the  Servicer in the performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent expressly so waived in writing.

                                         ARTICLE X

                                  TERMINATION

            Section 10.01  Termination.

            The respective  obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect thereto)  of the  last  Mortgage  Loan  or the  disposition  of all  REO  Property  and  the remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Servicer and the
Owner  in  writing;   or  (iii)   termination   by  the  Owner  pursuant  to  Section  9.01.
Simultaneously  with any such  termination  and the  transfer of  servicing  hereunder,  the
Servicer  shall be entitled to be  reimbursed  for any  outstanding  Servicing  Advances and
Monthly Advances.

            Section 10.02 Removal of Mortgage  Loans from  Inclusion  under this  Agreement
upon a Whole      Loan Transfer or a Pass-Through Transfer.

      The  Servicer  acknowledges  and the Owner  agrees that with respect to some or all of the Mortgage  Loans,  the Owner may effect either (1) one or more Whole Loan  Transfers,  or
(2) one or more Pass-Through Transfers.

      The  Servicer  shall  cooperate  with the  Owner in  connection  with any  Whole  Loan
Transfer or Pass-Through  Transfer  contemplated  by the Owner pursuant to this Section.  In connection  therewith,  and without  limitation,  the Owner shall deliver any reconstitution agreement or other document  related to the Whole Loan Transfer or Pass-Through  Transfer to
the  Servicer  at least 15 days prior to such  transfer  (or 30 days if such  transfer is to take place in March,  June,  September or December) and the Servicer  shall execute any such reconstitution  agreement which contains provisions substantially similar to those herein or otherwise  reasonably  acceptable  to the Owner and the  Servicer  and  which  restates  the representations  and warranties  contained in Article III as of the date of transfer (except to the extent any such representation or warranty is not accurate on such date).

      With respect to each Whole Loan  Transfer or  Pass-Through  Transfer,  as the case may be,  effected  by  the  Owner,  Owner  (i)  shall  reimburse  Servicer  for  all  reasonable out-of-pocket  third party costs and expenses  related thereto and (ii) shall pay Servicer a reasonable  amount  representing time and effort expended by Servicer related thereto (which amount shall be  reasonably  agreed upon by Servicer and Owner prior to the  expenditure  of such  time and  effort);  provided,  however,  that  for each  Whole  Loan  Transfer  and/or
Pass-Through  Transfer,  the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000.  For purposes of this  paragraph,  all Whole Loan Transfers and/or  Pass-Through  Transfers  made to the same entity  within the same  accounting  cycle shall be considered one Whole Loan Transfer or Pass-Through Transfer.

                  All  Mortgage  Loans  not sold or  transferred  pursuant  to a Whole  Loan
Transfer or  Pass-Through  Transfer shall be subject to this Agreement and shall continue to be serviced in accordance  with the terms of this  Agreement  and with respect  thereto this
Agreement shall remain in full force and effect.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

            Section 11.01  Successor to the Servicer.

            Prior to termination of the  Servicer's  responsibilities  and duties under this
Agreement  pursuant to Sections 8.04, 9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer's  responsibilities,  rights,  duties and obligations  under this
Agreement,  or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities,  duties and  liabilities  of the  Servicer  under this  Agreement  prior to the  termination  of the
Servicer's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with  such  appointment  and  assumption,  the  Owner  may make  such  arrangements  for the compensation  of such  successor  out of payments  on  Mortgage  Loans as the Owner and such successor  shall  agree.  In the event  that the  Servicer's  duties,  responsibilities  and liabilities  under  this  Agreement  should be  terminated  pursuant  to the  aforementioned sections,  the Servicer shall discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this
Agreement,  and shall take no action whatsoever that might impair or prejudice the rights or financial  condition of its successor.  The resignation or removal of the Servicer  pursuant to the  aforementioned  sections  shall not  become  effective  until a  successor  shall be appointed  pursuant  to this  section  and shall in no event  relieve  the  Servicer  of the representations  and warranties  made pursuant to Article III and the remedies  available to the Owner under  Section 8.01, it being  understood  and agreed that the  provisions of such
Article III and Section 8.01 shall be  applicable to the Servicer  notwithstanding  any such resignation or termination of the Servicer, or the termination of this Agreement.

            Any  successor  appointed as provided  herein  shall  execute,  acknowledge  and deliver  to  the  Servicer  and to the  Owner  an  instrument  accepting  such  appointment, whereupon  such  successor  shall become fully vested with all the rights,  powers,  duties, responsibilities,  obligations  and  liabilities  of the  Servicer,  with like  effect as if originally  named  as a party to this  Agreement.  Any  termination  or  resignation  of the
Servicer  or this  Agreement  pursuant to Section  8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer  arising  prior to any such  termination or resignation.

            The Servicer shall promptly  deliver to the successor the funds in the Custodial
Account and the Escrow Account and the Servicing Files and related  documents and statements held by it  hereunder  and the Servicer  shall  account for all funds.  The  Servicer  shall execute and deliver  such  instruments  and do such other  things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,
powers,  duties,  responsibilities,   obligations  and  liabilities  of  the  Servicer.  The
successor shall make such  arrangements as it may deem appropriate to reimburse the Servicer for unrecovered  Servicing  Advances which the successor  retains  hereunder and which would otherwise  have been  recovered  by the  Servicer  pursuant  to this  Agreement  but for the appointment of the successor servicer.

            Upon a successor's  acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

            Section 11.02  Amendment.

            This  Agreement  may be amended  from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

            Section 11.03  Recordation of Agreement.

            To the  extent  permitted  by  applicable  law,  this  Agreement  is  subject to recordation in all appropriate  public offices for real property records in all the counties or  other  comparable  jurisdictions  in  which  any of all the  properties  subject  to the
Mortgages are situated,  and in any other appropriate  public recording office or elsewhere, such  recordation  to be effected by the Owner at the Owner's  expense on  direction  of the
Owner  accompanied by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Owner or is necessary for the  administration or servicing the Mortgage Loans.

            Section 11.04  Governing Law.

            THIS  AGREEMENT  SHALL BE  GOVERNED  BY AND  CONSTRUED  IN  ACCORDANCE  WITH THE
INTERNAL  LAWS OF THE STATE OF NEW YORK WITHOUT  GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF
LAWS. THE OBLIGATIONS,  RIGHTS AND REMEDIES OF THE PARTIES  HEREUNDER SHALL BE DETERMINED IN
ACCORDANCE WITH SUCH LAWS.

            Section 11.05  Notices.

            Any demands,  notices or other  communications  permitted or required  hereunder shall be in  writing  and shall be deemed  conclusively  to have  been  given if  personally delivered at or mailed by registered mail, postage prepaid,  and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)         if to the Servicer:

            500 Enterprise Road
            Horsham, Pennsylvania 19044
            Attention: Mr. Frank Ruhl
            Telecopier No.: (215) 682-3396

(ii)        if to the Owner:

            Mac Arthur Ridge II,
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Mr. Edward Raice
            Telecopier No.:  (972) 444-2810

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand,  notice,  or  communication  hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

            Section 11.06  Severability of Provisions.

            Any part,  provision,  representation  or  warranty of this  Agreement  which is prohibited or which is held to be void or  unenforceable  shall be ineffective to the extent of such  prohibition  or  unenforceability  without  invalidating  the remaining  provisions hereof.  Any  part,  provision,  representation  or  warranty  of this  Agreement  which  is prohibited  or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction shall  be  ineffective,  as to such  jurisdiction,  to the  extent  of such  prohibition  or unenforceability  without  invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any  Mortgage  Loan shall not invalidate or render  unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable  law, the parties hereto waive any provision of law which  prohibits or renders void or  unenforceable  any  provision  hereof.  If the  invalidity  of any part, provision,  representation  or warranty  of this  Agreement  shall  deprive any party of the economic  benefit  intended to be conferred by this Agreement,  the parties shall negotiate, in good faith,  to develop a structure  the  economic  effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Section 11.07  Exhibits.

            The exhibits to this  Agreement are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

            Section 11.08  General Interpretive Principles.

            For  purposes  of this  Agreement,  except as  otherwise  expressly  provided or unless the context otherwise requires:

            (i)   the terms defined in this Agreement have the meanings  assigned to them in this  Agreement  and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

            (ii)  accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

            (iii) references herein to "Articles," "Sections," "Subsections,"  "Paragraphs,"
and  other  subdivisions  without  reference  to a  document  are  to  designated  Articles,
Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv)  a reference to a Subsection  without  further  reference to a Section is a reference  to such  Subsection  as  contained  in the same  Section  in which the  reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v)   the words  "herein,"  "hereof,"  "hereunder"  and other  words of  similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi)  the term "include" or "including" shall mean without  limitation by reason of enumeration.

            Section 11.09  Reproduction of Documents.

            This  Agreement  and  all  documents   relating   hereto,   including,   without
limitation,  (i) consents,  waivers and modifications which may hereafter be executed,  (ii)
documents  received  by  any  party  at  the  closing,   and  (iii)  financial   statements,
certificates and other information  previously or hereafter furnished,  may be reproduced by any  photographic,  photostatic,  microfilm,  micro-card,  miniature  photographic  or other similar  process.  The  parties  agree that any such  reproduction  shall be  admissible  in evidence as the original  itself in any judicial or  administrative  proceeding,  whether or not the original is in existence  and whether or not such  reproduction  was made by a party in the  regular  course  of  business,  and  that  any  enlargement,  facsimile  or  further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 11.10  Confidentiality of Information.

            Each party  recognizes  that, in connection with this  Agreement,  it may become privy to non-public information regarding the financial condition,  operations and prospects of the other party.  Except as required to be  disclosed  by law,  each party agrees to keep all non-public information regarding the other party strictly  confidential,  and to use all such information solely in order to effectuate the purpose of this Agreement.

            Section 11.11  Recordation of Assignments of Mortgage.

            To the extent  permitted by applicable  law, each of the Assignments of Mortgage is subject to recordation  in all  appropriate  public offices for real property  records in all the  counties or other  comparable  jurisdictions  in which any or all of the  Mortgaged
Properties are situated,  and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense.

            Section 11.12  Assignment by the Owner.

            The Owner shall have the right,  without the consent of the Servicer hereof,  to assign,  in whole or in part,  its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any  person to  exercise  any  rights of the Owner hereunder,  by executing an assignment and assumption agreement reasonably acceptable to the
Servicer and the assignee or designee shall accede to the rights and  obligations  hereunder of the Owner with  respect to such  Mortgage  Loans.  In no event shall Owner sell a partial interest in any  Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include its  assignees  or  designees.  It is  understood  and agreed  between the
Owners and the  Servicer  that no more than five (5)  Persons  shall have the right of owner under this Agreement at any one time.

            Section 11.13  No Partnership.

            Nothing   herein   contained   shall  be  deemed  or   construed   to  create  a
co-partnership  or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

            Section 11.14  Execution; Successors and Assigns.

            This Agreement may be executed in one or more  counterparts and by the different parties hereto on separate  counterparts,  each of which, when so executed,  shall be deemed to  be an  original;  such  counterparts,  together,  shall  constitute  one  and  the  same agreement.  Subject to Section  8.04,  this  Agreement  shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

            Section 11.15  Entire Agreement.

            Each  of the  Servicer  and  the  Owner  acknowledge  that  no  representations, agreements  or  promises  were made to it by the other party or any of its  employees  other than those  representations,  agreements or promises  specifically  contained  herein.  This
Agreement  sets forth the  entire  understanding  between  the  parties  hereto and shall be binding upon all successors of both parties.

                                           Page 1

            IN WITNESS  WHEREOF,  the  Servicer  and the Owner have caused their names to be signed hereto by their  respective  officers  thereunto  duly  authorized as of the date and year first above written.

                              GMAC MORTGAGE CORPORATION
                              Servicer

                              By: ________________________________________
                                   Name:
                                   Title:

                              EMC MORTGAGE CORPORATION
                              Owner

                              By:

                                           Page 2

                                         EXHIBIT A

                                   MORTGAGE LOAN SCHEDULE

                                           Page 1

                                   EXHIBIT B

                      CUSTODIAL ACCOUNT LETTER AGREEMENT
                                    (date)

To:______________________
_________________________
_________________________
    (the "Depository")

            As    "Servicer"    under   the   Servicing    Agreement,    dated   as   of   ,
(the  "Agreement"),  we hereby  authorize  and request  you to  establish  an account,  as a
Custodial  Account  pursuant  to  Section  4.04  of  the  Agreement,  to  be  designated  as
"[Servicer]  Custodial  Account,  in trust for [Owner],  Owner of Whole Loan Mortgages,  and various  Mortgagors."  All deposits in the account shall be subject to withdrawal  therefrom by order  signed  by the  Servicer.  You may  refuse  any  deposit  which  would  result  in violation of the  requirement  that the account be fully  insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                             By:____________________
                             Name:__________________
                             Title:_________________

            The  undersigned,  as  "Depository",  hereby  certifies that the above described account  has  been  established  under  Account  Number  __________,  at the  office  of the depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The  full  amount  deposited  at any  time  in the  account  will be  insured  up to applicable  limits by the Federal Deposit Insurance  Corporation  through the Bank Insurance
Fund or the Savings Association  Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                             [                  ]
                             (name of Depository)
                             By:____________________
                             Name:__________________
                             Title:_________________

                                           Page 1

                                   EXHIBIT C

                        ESCROW ACCOUNT LETTER AGREEMENT

                                    (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

            As    "Servicer"    under    the    Servicing    Agreement,    dated    as    of
                              (the  "Agreement"),  we hereby  authorize  and  request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement,  to be designated  as  "[Servicer]  Escrow  Account,  in trust  for  [Owner],  Owner of Whole  Loan
Mortgages,  and  various  Mortgagors."  All  deposits  in the  account  shall be  subject to withdrawal  therefrom  by order  signed by the  Servicer.  You may refuse any deposit  which would result in violation of the requirement  that the account be fully insured as described below.  This  letter is  submitted  to you in  duplicate.  Please  execute  and  return  one original to us.

                             By:____________________
                             Name:__________________
                             Title:_________________

            The  undersigned,  as  "Depository",  hereby  certifies that the above described account  has  been  established  under  Account  Number  __________,  at the  office  of the depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The  full  amount  deposited  at any  time  in the  account  will be  insured  up to applicable  limits by the Federal Deposit Insurance  Corporation  through the Bank Insurance
Fund or the Savings Association  Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                             [                  ]
                             (name of Depository)
                             By:____________________
                             Name:__________________
                             Title:_________________

                                           Page 1

                                   EXHIBIT D

                                    REQUEST FOR RELEASE

                                   EXHIBIT E

                               LOAN LEVEL SCHEDULED-SCHEDULED
                                   REMITTANCE TAPE LAYOUT

                                                                                EXHIBIT I-26

                                   AMENDMENT NUMBER THREE
                                           to the

                                    SERVICING AGREEMENT

                               Dated as of December 20, 2005

                                          between

                                 EMC MORTGAGE CORPORATION,
                                          as Owner

                                            and

                                 GMAC MORTGAGE CORPORATION,
                                        as Servicer

      This AMENDMENT NUMBER THREE (this  "Amendment") is made and entered into this 20th day of December,  2005,  by and between EMC Mortgage  Corporation,  a Delaware  corporation,  as owner  (the  "Owner")  and GMAC  Mortgage  Corporation,  as  servicer  (the  "Servicer")  in connection  with  the  Servicing  Agreement,  dated as of May 1,  2001,  between  the  above mentioned  parties (the  "Agreement").  This  Amendment is made pursuant to Section 11.02 of the Agreement.

                                          RECITALS

      WHEREAS,    the parties hereto have entered into the Agreement;

      WHEREAS,  the Agreement  provides that the parties thereto may enter into an amendment to the Agreement;

      WHEREAS,  the  parties  hereto  desire  to amend  the  Agreement  as set forth in this
Amendment; and

      NOW,  THEREFORE,  in  consideration  of the  premises  and for other good and valuable consideration,  the receipt and  sufficiency  of which is hereby  acknowledged,  the parties hereto agree as follows:

      1.    Capitalized  terms used herein and not defined  herein  shall have the  meanings assigned to such terms in the Agreement.

      2.    Article I of the Agreement is hereby amended  effective as of the date hereof by adding the following definitions to Section 1.01:

      Commission or SEC:  The Securities and Exchange Commission.

      Depositor:  The  depositor,  as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Master  Servicer:  With  respect  to  any  Securitization  Transaction,   the  "master
servicer," if any, identified in the related transaction document.

      Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly  or  indirectly  to an  issuing  entity  in connection  with an issuance  of  publicly  offered or  privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Qualified Correspondent:  Any Person from which the Servicer purchased Mortgage Loans, provided  that the  following  conditions  are  satisfied:  (i)  such  Mortgage  Loans  were originated  pursuant to an agreement  between the Servicer and such Person that contemplated that  such  Person  would  underwrite  mortgage  loans  from  time to time,  for sale to the
Servicer,   in  accordance  with   underwriting   guidelines   designated  by  the  Servicer
("Designated  Guidelines")  or guidelines  that do not vary  materially from such Designated
Guidelines;  (ii) such Mortgage Loans were in fact  underwritten  as described in clause (i)
above and were acquired by the Servicer within 180 days after origination;  (iii) either (x)
the Designated  Guidelines  were, at the time such Mortgage Loans were  originated,  used by the Servicer in  origination  of mortgage  loans of the same type as the Mortgage  Loans for the Servicer's own account or (y) the Designated  Guidelines were, at the time such Mortgage
Loans  were  underwritten,  designated  by the  Servicer  on a  consistent  basis for use by lenders  in  originating  mortgage  loans  to be  purchased  by the  Servicer;  and (iv) the
Servicer  employed,  at the  time  such  Mortgage  Loans  were  acquired  by  the  Servicer, pre-purchase or post-purchase  quality assurance procedures (which may involve,  among other things,  review of a sample of mortgage loans  purchased  during a particular time period or through  particular  channels)  designed  to ensure  that  Persons  from which it  purchased mortgage loans properly applied the underwriting criteria designated by the Servicer.

      Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.
§§229.1100-229.1123,  as amended from time to time,  and subject to such  clarification  and
interpretation   as  have  been  provided  by  the   Commission  in  the  adopting   release
(Asset-Backed  Securities,  Securities Act Release No. 33-8518,  70 Fed. Reg.  1,506,  1,531
(Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

      Securities Act:  The Securities Act of 1933, as amended.

      Securitization  Transaction:  Any  transaction  involving  either  (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Servicing  Criteria:  As of any date of  determination,  the "servicing  criteria" set forth in Item  1122(d)  of  Regulation  AB, or any  amendments  thereto,  a  summary  of the requirements  of which as of the date hereof is attached hereto as Exhibit G for convenience of  reference  only.  In the  event of a  conflict  or  inconsistency  between  the terms of
Exhibit  G and the text of Item  1122(d)  of  Regulation  AB,  the text of Item  1122(d)  of
Regulation AB shall control (or those  Servicing  Criteria  otherwise  mutually agreed to by the Owner,  Servicer  and any Person  that will be  responsible  for  signing  any  Sarbanes
Certification  with  respect  to  a  Securitization  Transaction  in  response  to  evolving interpretations of Regulation AB and incorporated into a revised Exhibit G).

      Static Pool Information:  Static pool information as described in Item  1105(a)(1)-(3)
and 1105(c) of Regulation AB.

      Subcontractor:  Any vendor,  subcontractor or other Person that is not responsible for the  overall  servicing  (as  "servicing"  is commonly  understood  by  participants  in the mortgage-backed  securities  market) of Mortgage  Loans but  performs  one or more  discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Servicer or a Subservicer.

      Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any
Subservicer  and  is  responsible  for  the   performance   (whether   directly  or  through
Subservicers  or  Subcontractors)  of  a  substantial  portion  of  the  material  servicing
functions   required  to  be  performed  by  the  Servicer   under  this  Agreement  or  any
Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

      Third-Party  Originator:  Each  Person,  other than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Servicer.

      3.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new clause (m):

      (m)   As of the date of each Pass-Through  Transfer,  and except as has been otherwise disclosed  to the Owner,  any Master  Servicer  and any  Depositor:  (1) the Servicer is not
aware and has not received notice that any default or servicing related  performance trigger has  occurred  as to  any  other  securitization  due to any  act or  failure  to act of the
Servicer;  (2) no material  noncompliance with applicable servicing criteria as to any other securitization  involving  residential mortgage loans involving the Servicer as servicer has been  disclosed or reported by the  Servicer;  (3) the Servicer has not been  terminated  as servicer in a residential  mortgage loan  securitization,  either due to a servicing default or to application of a servicing  performance  test or trigger;  (4) no material  changes to the Servicer's  servicing  policies and procedures with respect to the servicing function it will  perform  under this  Agreement  or any  Reconstitution  Agreement  has occurred in the preceding three years; (5) there are no aspects of the Servicer's  financial  condition that could have a material  adverse  impact on the  performance  by the Servicer of its servicing obligations  hereunder;  (6)  there  are  no  legal  proceedings  pending,  or  known  to be contemplated  by  governmental  authorities,  against the Servicer that could be material to investors  in the  securities  issued in such  Pass-Through  Transfer;  and (7) there are no affiliations,  relationships  or  transactions  relating to the  Servicer of a type that are described under Item 1119 of Regulation AB.

      4.    Article IV of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 4.14:

      Section 4.14 Financial Statements.

      Upon request by the Purchaser,  the Servicer shall provide its financial statements of its parent for the previous two fiscal years.

      5.    The  Agreement  is  hereby  amended  effective  as of the date  hereof by moving clauses (a) through (m) of Article III to Section 3.01.

      6.    The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.02:

      Section 3.02 Updates.

      (a)   If so requested by the Owner or any Depositor on any date,  the Servicer  shall, within five Business  Days,  and in no event later than seven  Business Days  following such request,  confirm in writing the accuracy of the representations and warranties set forth in clause (m) of this Article III or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing, to the requesting party.

      (b)   If so requested by the Owner or any Depositor for the purpose of satisfying  its reporting  obligation  under the  Exchange  Act with  respect  to any class of  asset-backed securities,  the Servicer shall (or shall cause each  Subservicer  to) (i) notify the Owner, any  Master  Servicer  and any  Depositor  in  writing  of (A) any  material  litigation  or
governmental  proceedings  pending  against  the  Servicer  or  any  Subservicer,   (B)  any
affiliations  or  relationships  that develop  following the closing date of a  Pass-Through
Transfer between the Servicer or any Subservicer and any of the parties  specified in clause
(7) of paragraph  (m) of Section 3.01 (and any other  parties  identified  in writing by the requesting  party)  with  respect to such  Pass-Through  Transfer,  (C) any Event of Default under  the  terms  of this  Agreement  or any  Reconstitution  Agreement,  (D)  any  merger, consolidation  or sale of  substantially  all of the  assets  of the  Servicer,  and (E) the
Servicer's  entry  into  an  agreement  with a  Subservicer  to  perform  or  assist  in the performance of any of the Servicer's  obligations under this Agreement or any Reconstitution
Agreement  and  (ii)  provide  to  the  Owner  and  any  Depositor  a  description  of  such proceedings, affiliations or relationships.

      All  notification  pursuant  to this  Section  3.02(b),  other than those  pursuant to
Section 3.02(b)(i)(A), should be sent to:

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      With a copy to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      Notifications pursuant to Section 3.01(b)(i)(A) should be sent to:

      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555

      With copies to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      (c)   As a condition to the succession to the Servicer or any  Subservicer as servicer or subservicer under this Agreement or any  Reconstitution  Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Servicer or any  Subservicer,  the Servicer shall provide to the Owner, any Master Servicer and any Depositor,  at least fifteen (15) calendar days prior to the effective date of such  succession or  appointment,  (x) written notice to the Owner, any Master  Servicer and any Depositor of such  succession or appointment and (y) in writing and in form and substance  reasonably  satisfactory  to the Owner,  any Master  Servicer and such Depositor,  all information  reasonably  requested by the Owner, any Master Servicer or any Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

      7.    Article IV of the  Agreement is hereby  amended  effective as of the date hereof by adding the following after the first sentence of Section 4.01:

      In addition,  the Servicer  shall furnish  information  regarding the borrower  credit files  related to such  Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      8.    Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising  the first  paragraph of Section  4.03 by adding the  following  after the first sentence:

      In  determining  the  delinquency  status of any Mortgage  Loan, the Servicer will use delinquency  recognition  policies  as  utilized  by the  Servicer  in  connection  with the servicing of mortgage loans on its own securitizations.

      9.    Article V of the Agreement is hereby amended  effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

      Section 5.02      Statements to the Owner.

      The Servicer shall furnish to the Owner an individual  Mortgage Loan accounting report
(a "Report"),  as of the last Business Day of each month,  in the  Servicer's  assigned loan number order to document  Mortgage  Loan payment  activity on an  individual  Mortgage  Loan basis.  With respect to each month,  such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related  Remittance Date on a disk or tape or other computer-readable  format, in such format as may be mutually agreed upon by both the Owner  and the  Servicer,  and (ii) no later  than the  tenth  Business  Day of the following month of the related  Remittance Date in hard copy, which Report shall contain the following:

      (i)   with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance  allocable  to  principal  (including  a  separate  breakdown  of  any  Principal
Prepayment,  including  the  date  of  such  prepayment,  and any  prepayment  penalties  or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii)  with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance allocable to interest;

      (iii) with  respect  to each  Mortgage  Loan,  the  amount of  servicing  compensation received by the Servicer during the prior distribution period;

      (iv)  the Stated  Principal  Balance of each Mortgage  Loan and the  aggregate  Stated
Principal  Balance of all Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (v)   with respect to each Mortgage Loan, the current Mortgage Interest Rate;

      (vi)  with  respect to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance
Proceeds,  Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

      (vii) with  respect  to each  Mortgage  Loan,  the amount of any  Prepayment  Interest
Shortfalls  paid by the  Servicer in  accordance  with Section  4.04(viii)  during the prior distribution period;

      (viii)      with respect to each Mortgage Loan, the Stated  Principal  Balance of each
Mortgage  Loan  (a)  delinquent  as  grouped  in  the  following   intervals  through  final
liquidation  of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

      (ix)  with  respect to each  Mortgage  Loan,  and in the  aggregate  for all  Mortgage
Loans,  the  amount  of  any  Monthly  Advances  made  by  the  Servicer  during  the  prior distribution period;

      (x)   with respect to each Mortgage  Loan,  the amount of any Servicing  Advances made by the Servicer with respect to such Mortgage  Loan,  and the aggregate  amount of Servicing
Advances for all Mortgage Loans during the prior distribution period;

      (xi)  with  respect  to  each  Mortgage  Loan,  a  description  of any  Nonrecoverable
Advances  made by the Servicer  with respect to such  Mortgage  Loan  including  the amount, terms and general  purpose of such  Nonrecoverable  Advances,  and the  aggregate  amount of
Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

      (xii) with respect to any Mortgage Loan, a description of any material  modifications, extensions  or waivers to the terms,  fees,  penalties  or  payments of such  Mortgage  Loan during the prior distribution period or that have cumulatively become material over time;

      (xiii)      with respect to each Mortgage  Loan, the Stated  Principal  Balance of any substitute  Mortgage Loan provided by the Servicer and the Stated  Principal  Balance of any
Mortgage  Loan that has been  replaced by a  substitute  Mortgage  Loan in  accordance  with
Section 3.03 herein;

      (xiv) with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance  of any
Mortgage  Loan that has been  repurchased  by the Servicer in  accordance  with Section 3.03 herein.

      For any Mortgage Loan in a Pass-Through  Transfer, the Servicer shall also furnish the following  items in the  Report to the Master  Servicer,  provided  that if these  items are included in the report to the Owner they need not be incorporated in the Report:

      (i)   the beginning and ending balances of the Custodial Account and Escrow Account;

      (ii)  with respect to each  Mortgage  Loan,  a  description  of any Monthly  Advances,
Servicing  Advances and Nonrecoverable  Advances  reimbursed to the Servicer with respect to such Mortgage Loan during the prior  distribution  period  pursuant to Section 4.05, and the source of funds for such  reimbursement,  and the aggregate amount of any Monthly  Advances,
Servicing Advances and Nonrecoverable  Advances  reimbursed to the Servicer for all Mortgage
Loans during the prior distribution period pursuant to Section 4.05; and

      (iii) a description of any material breach of a  representation  or warranty set forth in Section  3.01 or Section  3.02 herein or of any other  breach of a covenant or  condition contained herein and the status of any resolution of such breach.

      In addition,  the Servicer shall provide to the Owner such other  information known or available to the Servicer  that is necessary in order to provide the  distribution  and pool performance  information  as required under Item 1121 of Regulation AB, as amended from time to time,  as  determined  by the Owner in its  reasonable  discretion.  Notwithstanding  the foregoing,  the Servicer shall be under no obligation to provide  information that the Owner deems  required  under  Regulation AB if (i) the Servicer does not  reasonably  believe that such  information  is required  under  Regulation  AB and (ii) the Servicer is not providing such  information for (A) its own  securitizations,  or (B) any third party  securitizations with mortgage loans serviced by the Servicer[,  unless the Owner pays all reasonable  actual costs  incurred by the  Servicer in  connection  with the  preparation  and delivery of such information  and the Servicer is given  reasonable  time to establish the necessary  systems and procedures to produce such information;  provided,  however,  that the costs incurred by the Servicer in connection with  establishing  the necessary  systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

      The Servicer shall also provide a monthly report,  in the form of Exhibit E hereto, or such  other  form as is  mutually  acceptable  to the  Servicer,  the Owner  and any  Master
Servicer,  Exhibit H or such other agreeable format with respect to defaulted mortgage loans and Exhibit I, with respect to realized losses and gains, with each such report.

      The  Servicer  shall  prepare  and file any and all  information  statements  or other filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the  transactions  contemplated hereby. In addition,  the Servicer shall provide Owner with such information  concerning the
Mortgage  Loans as is necessary for Owner to prepare its federal  income tax return as Owner may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Servicer  shall  furnish to each Person who was an Owner at any time  during  such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      10.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

      Section 6.04      Annual Statement as to Compliance; Annual Certification.

      (a)   The Servicer will deliver to the Owner and any Master  Servicer,  using its best efforts to deliver on March 1, but in no event  later than March 15, of each  calendar  year beginning in 2007, an Officers'  Certificate  acceptable to the Owner (an "Annual  Statement of Compliance")  stating, as to each signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar year and of performance  under this Agreement or other applicable  servicing agreement has been made under such officers'  supervision and
(ii) to the  best of such  officers'  knowledge,  based on such  review,  the  Servicer  has fulfilled  all of its  obligations  under  this  Agreement  or  other  applicable  servicing agreement in all material respects  throughout such year, or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such failure known to such officer and the nature and status of cure  provisions  thereof.  Such Annual  Statement of Compliance shall contain no restrictions or limitations on its use.

      (b)   With  respect  to any  Mortgage  Loans that are the  subject  of a  Pass-Through
Transfer,  using its best  efforts to  deliver on March 1, but in no event  later than March
15, of each  calendar year  beginning in 2007, an officer of the Servicer  shall execute and deliver an  Officers'  Certificate  (an  "Annual  Certification")  to the Owner,  any Master
Servicer  and any related  Depositor  for the benefit of each such entity and such  entity's affiliates  and the  officers,  directors  and agents of any such  entity and such  entity's affiliates, in the form attached hereto as Exhibit F.

      In the event that the  Servicer  fails to timely  comply with this  Section 6.04 after the cure period set forth herein,  commencing  on March 15th of the related year,  the Owner shall use its  commercially  reasonable  efforts to obtain  written or verbal  statements or assurances  from the  Commission,  by March 30th of the related  year (or such  extension of time  granted by the  Commission  so that it can review the facts  surrounding  any requests made by the Owner) that such failure to provide the required  Assessment of  Compliance  and
Attestation  Report on a timely basis, and a one time additional  failure by the Servicer to comply with this  Section  6.04,  will not result in any adverse  effect on the Owner or its affiliates  with  respect to any Shelf  Registration  on Form S-3 of the Owner or any of its
affiliates.  Any costs or expenses  incurred by the Owner in  obtaining  such  statement  or assurances  from the  Commission  shall be reimbursed  to the Owner by the Servicer.  In the event that the Owner is unable to receive any such assurances from the Commission  after the use of such commercially  reasonable  efforts by March 30th (or any extension period granted by the  Commission)  of the related  year,  such failure by the Servicer to comply with this
Section  6.04  shall be deemed an Event of  Default,  automatically  at such  time,  without notice and without any cure period,  and Owner may, in addition to whatever rights the Owner may have under Section 8.01,  subject to the  limitation  expressed  therein,  and at law or equity or to damages,  including injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Servicer under this Agreement and in and to the Mortgage
Loans and the proceeds  thereof without  compensating the Servicer for the same, as provided in Section 9.01 . Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

      Failure to provide the Annual Statement of Compliance or Annual  Certification will be treated as a failure of the Servicer to perform its duties under the  Agreement  and will be subject to the  indemnification  provisions  of  Section  8.01,  subject  to the  limitation expressed  therein,  of the  Agreement.  This  indemnification  is understood by the parties hereto to cover any gross  negligence,  bad faith or willful  misconduct  of the Servicer in connection  with its performance  hereunder.  For any  indemnification  from the Servicer to any Master  Servicer,  the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

      If the  indemnification  provided for therein is unavailable or  insufficient  to hold harmless  the  Owner,  each  affiliate  of the  Owner,  and  each of the  following  parties participating  in a  Pass-Through  Transfer:  each sponsor and issuing  entity;  each Person
(including,  but not limited to, any Master  Servicer,  if applicable)  responsible  for the preparation,  execution  or filing of any report  required  to be filed with the  Commission with respect to such Pass-Through  Transfer, or for execution of a certification pursuant to
Rule  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Pass-Through
Transfer;  each broker dealer acting as underwriter,  placement agent or initial  purchaser, each  Person who  controls  any of such  parties or the  Depositor  (within  the  meaning of
Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and the respective present and former  directors,  officers,  employees,  agents and  affiliates of each of the foregoing and of the Depositor  (each,  an  "Indemnified  Party"),  then the Servicer agrees that it shall  contribute  to the  amount  paid or payable  by such  Indemnified  Party as a result of any claims,  losses,  damages or liabilities incurred by such Indemnified Party in such  proportion as is appropriate to reflect the relative fault of such  Indemnified  Party on the one hand and the Servicer on the other.

      In the  case of any  failure  of  performance  described  above,  the  Servicer  shall promptly reimburse the Owner, any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any report required to be filed with the Commission with  respect  to such  Securitization  Transaction,  or for  execution  of a  certification pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the Exchange Act with respect to such
Securitization  Transaction,  for all costs reasonably  incurred by each such party in order to obtain the information, report, certification,  accountants' letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

      This  indemnification   shall  survive  the  termination  of  this  Agreement  or  the termination of any party to this Agreement.

      11.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

      Section 6.05      [Reserved].

      12.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.09:

      Section 6.09      Assessment of Compliance with Servicing Criteria.

      On and after January 1, 2006,  the Servicer  shall service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, the Servicer shall use its best efforts to deliver to the Owner or its designee,  any Master
Servicer and any  Depositor on March 1, but in no event later than March 15 of each calendar year beginning in 2007 a report (an "Assessment of Compliance")  reasonably  satisfactory to the Owner,  any Master  Servicer and any Depositor  regarding the  Servicer's  assessment of compliance  with the Servicing  Criteria  during the preceding  calendar year as required by
Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of  Regulation  AB or as otherwise required  by the Master  Servicer.  Such  report  shall be  addressed  to the Owner and such
Depositor  and signed by an authorized  officer of the  Servicer,  and shall address each of the Servicing Criteria  specified on a certification  substantially in the form of Exhibit G hereto delivered to the Owner concurrently with the execution of this Agreement.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, the Servicer shall use its best efforts to deliver to the Owner or its designee,  any Master
Servicer and any  Depositor on March 1, but in no event later than March 15 of each calendar year beginning in 2007 a report (an "Attestation  Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer,  as required by Rules 13a-18 and 15d-18 of the Exchange  Act and Item 1122(b) of  Regulation  AB
or as otherwise  required by the Master Servicer,  which Attestation  Report must be made in accordance with standards for  attestation  reports issued or adopted by the Public Servicer
Accounting Oversight Board.

      The Servicer shall cause each Subservicer,  and each  Subcontractor  determined by the
Servicer pursuant to Section 11.19 to be  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB, to deliver to the Owner,  any Master Servicer and any Depositor an assessment of compliance and accountants'  attestation as and when provided in Sections  6.09.  Each  assessment of compliance  provided by a Subservicer  shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of
Exhibit G hereto  delivered to the Owner  concurrently  with the execution of this Agreement or, in the case of a Subservicer  subsequently appointed as such, on or prior to the date of such appointment.

      In the event that the  Servicer  fails to timely  comply with this  Section 6.09 after the cure period set forth herein,  commencing  on March 15th of the related year,  the Owner shall use its  commercially  reasonable  efforts to obtain  written or verbal  statements or assurances  from the  Commission,  by March 30th of the related  year (or such  extension of time  granted by the  Commission  so that it can review the facts  surrounding  any requests made by the Owner) that such failure to provide the required  Assessment of  Compliance  and
Attestation  Report on a timely basis, and a one time additional  failure by the Servicer to comply with this  Section  6.09,  will not result in any adverse  effect on the Owner or its affiliates  with  respect to any Shelf  Registration  on Form S-3 of the Owner or any of its
affiliates.  Any costs or expenses  incurred by the Owner in  obtaining  such  statement  or assurances  from the  Commission  shall be reimbursed  to the Owner by the Servicer.  In the event that the Owner is unable to receive any such assurances from the Commission  after the use of such commercially  reasonable  efforts by March 30th (or any extension period granted by the  Commission)  of the related  year,  such failure by the Servicer to comply with this
Section  6.09  shall be deemed an Event of  Default,  automatically  at such  time,  without notice and without any cure period,  and Owner may, in addition to whatever rights the Owner may have under Section 8.01,  subject to the  limitation  expressed  therein,  and at law or equity or to damages,  including injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Servicer under this Agreement and in and to the Mortgage
Loans and the proceeds  thereof without  compensating the Servicer for the same, as provided in Section 9.01 . Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

      Failure to provide the Assessment of Compliance or Attestation  Report will be treated as a failure of the Servicer to perform its duties under the  Agreement  and will be subject to the  indemnification  provisions of Section  8.01,  subject to the  limitation  expressed therein,  of the  Agreement.  This  indemnification  is understood by the parties  hereto to cover any gross  negligence  bad faith or willful  misconduct  of the Servicer in connection with its  performance  hereunder.  For any  indemnification  from the Servicer to any Master
Servicer,  the  Servicer in no event will be liable for punitive or  consequential  damages, regardless of the form of action, whether in contract, tort or otherwise.

      If the  indemnification  provided for therein is unavailable or  insufficient  to hold harmless  the  Owner,  each  affiliate  of the  Owner,  and  each of the  following  parties participating  in a  Pass-Through  Transfer:  each sponsor and issuing  entity;  each Person
(including,  but not limited to, any Master  Servicer,  if applicable)  responsible  for the preparation,  execution  or filing of any report  required  to be filed with the  Commission with respect to such Pass-Through  Transfer, or for execution of a certification pursuant to
Rule  13a-14(d) or Rule 15d-14(d)  under the Exchange Act with respect to such  Pass-Through
Transfer;  each broker dealer acting as underwriter,  placement agent or initial  purchaser, each  Person who  controls  any of such  parties or the  Depositor  (within  the  meaning of
Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and the respective present and former  directors,  officers,  employees,  agents and  affiliates of each of the foregoing and of the Depositor  (each,  an  "Indemnified  Party"),  then the Servicer agrees that it shall  contribute  to the  amount  paid or payable  by such  Indemnified  Party as a result of any claims,  losses,  damages or liabilities incurred by such Indemnified Party in such  proportion as is appropriate to reflect the relative fault of such  Indemnified  Party on the one hand and the Servicer on the other.

      In the  case of any  failure  of  performance  described  above,  the  Servicer  shall promptly reimburse the Owner, any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any report required to be filed with the Commission with  respect  to such  Securitization  Transaction,  or for  execution  of a  certification pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the Exchange Act with respect to such
Securitization  Transaction,  for all costs reasonably  incurred by each such party in order to obtain the information, report, certification,  accountants' letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

      This  indemnification   shall  survive  the  termination  of  this  Agreement  or  the termination of any party to this Agreement.

      13.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.10:

      Section 6.10      Intent of the Parties; Reasonableness.

      The Owner and the Servicer  acknowledge  and agree that a purpose of Section  3.01(m),
4.14,  Sections 5.02, 6.04, 6.09 and 10.02 of this Agreement is to facilitate  compliance by the Owner and any  Depositor  with the  provisions  of  Regulation  AB and related rules and regulations  of the  Commission.  None of the Owner,  any Master  Servicer or any  Depositor
shall  exercise its right to request  delivery of  information  or other  performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act,  the  Exchange  Act  and  the  rules  and  regulations  of  the  Commission
thereunder.   The  Servicer   acknowledges  that  interpretations  of  the  requirements  of
Regulation AB may change over time,  whether due to  interpretive  guidance  provided by the
Commission  or its  staff,  consensus  among  participants  in the  asset-backed  securities markets,  advice of counsel,  or  otherwise,  and agrees to comply with requests made by the
Owner or any Depositor in good faith for delivery of information  under these  provisions on the basis of evolving  interpretations of Regulation AB. In connection with any Pass-Through
Transfer,  the  Servicer  shall  cooperate  fully  with the  Owner to  deliver  to the Owner
(including  any of its assignees or designees) and any  Depositor,  any and all  statements, reports,  certifications,  records  and any other  information  necessary  in the good faith determination  of the Owner or any Depositor to permit the Owner or such Depositor to comply with the  provisions  of  Regulation  AB,  together  with such  disclosures  relating to the
Servicer,  any  Subservicer,  any  Third-Party  Originator  and the Mortgage  Loans,  or the
servicing of the Mortgage  Loans,  reasonably  believed by the Owner or any  Depositor to be necessary in order to effect such compliance.

      Notwithstanding  anything  to the  contrary  herein,  the  Servicer  shall be under no obligation to provide  information  that the Owner deems required under Regulation AB if (i)
the Servicer does not reasonably  believe that such information is required under Regulation
AB and (ii) the  Servicer is not  providing  such  information  for its own  securitizations unless the Owner pays all reasonable  costs incurred by the Servicer in connection  with the preparation and delivery of such  information  and the Servicer is given  reasonable time to establish  the  necessary  systems and  procedures  to produce such  information;  provided, however,  that the costs  incurred  by the  Servicer in  connection  with  establishing  the necessary  systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

      14.   Article IX of the  Agreement is hereby  amended  effective as of the date hereof by deleting the first  sentence of the last  paragraph of Section 9.01 and replacing it with the following (new text underlined):

      then,  and in each and every such case,  so long as an Event of Default shall not have been  remedied,  the Owner,  by notice in writing to the Servicer  (or as otherwise  stated
herein,  in which  case,  automatically  and  without  notice)  may, in addition to whatever rights the Owner may have under Section 8.01,  subject to the limitation  expressed therein, and at law or equity to  damages,  including  injunctive  relief and  specific  performance, terminate all the rights and  obligations of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a  Securitization  Transaction,  appoint a successor  servicer reasonably  acceptable to any Master  Servicer for such  Securitization  Transaction)  under this  Agreement  and  in  and to  the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Servicer  for the same.  On or after the receipt by the  Servicer of such written notice,  all authority and power of the Servicer under this Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor appointed  pursuant to Section  11.01.  Upon written  request  from the Owner,  the Servicer shall prepare,  execute and deliver,  any and all documents and other instruments,  place in such  successor's  possession  all Servicing  Files,  and do or accomplish all other acts or things  necessary  or  appropriate  to effect the  purposes of such  notice of  termination, whether to complete the transfer and  endorsement  or assignment  of the Mortgage  Loans and related  documents,  or otherwise,  at the Servicer's  sole expense.  The Servicer agrees to cooperate with the Owner and such  successor in effecting the  termination of the Servicer's responsibilities and rights hereunder,  including,  without limitation, the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Servicer to the  Custodial  Account or Escrow  Account or  thereafter  received  with respect to the Mortgage Loans or any REO Property.

      15.   Article IX of the  Agreement is hereby  amended  effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

      The Servicer  shall promptly  reimburse the Owner (or any designee of the Owner,  such as a  Master  Servicer)  and any  Depositor,  as  applicable,  for all  reasonable  expenses incurred  by the  Owner (or such  designee)  or such  Depositor,  as such are  incurred,  in connection  with the  termination  of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor  servicer.  The provisions of this paragraph  shall not limit  whatever  rights the Owner or any Depositor  may have under other  provisions of this
Agreement and/or any applicable Reconstitution Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

      16.   Article X of the Agreement is hereby amended  effective as of the date hereof by restating Section 10.02 in its entirety as follows:

      Section 10.02.    Cooperation of Servicer with a Reconstitution.

      The  Servicer  and the Owner  agree that with  respect to some or all of the  Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date") at the Owner's sole option,  the Owner may effect a sale (each,  a  "Reconstitution")
of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

      (1)   one or more  third  party  purchasers  in one or more in  whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (2)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more
Pass-Through Transfers.

      With respect to each Whole Loan  Transfer or  Pass-Through  Transfer,  as the case may be,  the  Servicer  shall (i)  following  request  by the Owner or any  Depositor,  use best efforts to provide  within five,  and in no event later than seven  Business  Days the Owner and such Depositor (or, as applicable,  cause each  Subservicer to provide),  in writing and in form  and  substance  reasonably  satisfactory  to the  Owner  and  such  Depositor,  the information  and materials  specified in  paragraphs  (a), (b), (c) and (d) of this Section, and (ii) as  promptly as  practicable  following  notice to or  discovery  by the  Servicer, provide to the Owner and any  Depositor  (in  writing and in form and  substance  reasonably satisfactory to the Owner and such Depositor) the information  specified in paragraph (d) of this Section.

      (a)   If so requested by the Owner or any  Depositor,  the Servicer shall provide such information  regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer
(each of the Servicer and each Subservicer,  for purposes of this clause (a), a "Servicer"), as is  requested  for the  purpose  of  compliance  with Item 1108 of  Regulation  AB.  Such information shall include, at a minimum:

            (1)   the Servicer's form of organization;

            (2)   a  description  of how long the  Servicer has been  servicing  residential mortgage  loans; a general  discussion of the Servicer's  experience in servicing  assets of any  type as  well as a more  detailed  discussion  of the  Servicer's  experience  in,  and procedures  for,  the  servicing  function  it will  perform  under this  Agreement  and any
Reconstitution  Agreements;  information  regarding the size,  composition and growth of the
Servicer's  portfolio of residential  mortgage loans of a type similar to the Mortgage Loans and information on factors  related to the Servicer that may be material,  in the good faith judgment of the Owner or any  Depositor,  to any  analysis of the  servicing of the Mortgage
Loans or the related asset-backed securities, as applicable, including, without limitation:

                  (i)   whether  any  prior  securitizations  of  mortgage  loans  of a type similar to the Mortgage Loans  involving the Servicer have defaulted or experienced an early amortization  or  other  performance  triggering  event  because  of  servicing  during  the three-year period immediately preceding the related Securitization Transaction;

                  (ii)  the extent of outsourcing the Servicer utilizes;

                  (iii) whether   there   has   been   previous   disclosure   of   material
noncompliance with the applicable  servicing criteria with respect to other  securitizations of  residential  mortgage loans  involving the Servicer as a servicer  during the three-year period immediately preceding the related Securitization Transaction;

                  (iv)  whether  the  Servicer  has  been   terminated   as  servicer  in  a
residential  mortgage  loan  securitization,  either  due  to  a  servicing  default  or  to application of a servicing performance test or trigger; and

                  (v)   such other  information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

            (3)   a  description  of any  material  changes  during  the  three-year  period immediately preceding the related  Securitization  Transaction to the Servicer's policies or procedures  with respect to the servicing  function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

            (4)   information  regarding the Servicer's financial  condition,  to the extent that there is a material risk that an adverse financial event or circumstance  involving the
Servicer  could have a material  adverse  effect on the  performance  by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

            (5)   information  regarding advances made by the Servicer on the Mortgage Loans and the  Servicer's  overall  servicing  portfolio  of  residential  mortgage  loans for the three-year period immediately preceding the related  Securitization  Transaction,  which may be limited to a statement  by an  authorized  officer of the Servicer to the effect that the
Servicer has made all advances  required to be made on  residential  mortgage loans serviced by it  during  such  period,  or,  if such  statement  would  not be  accurate,  information regarding  the  percentage  and type of advances not made as  required,  and the reasons for such failure to advance;

            (6)   a  description  of the  Servicer's  processes and  procedures  designed to address any special or unique factors  involved in servicing  loans of a similar type as the
Mortgage Loans;

            (7)   a description  of the  Servicer's  processes  for handling  delinquencies, losses,  bankruptcies and recoveries,  such as through liquidation of mortgaged  properties, sale of defaulted mortgage loans or workouts; and

            (8)   information  as to how the Servicer  defines or  determines  delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring,  partial payments  considered  current  or other  practices  with  respect  to  delinquency  and loss experience.

      (b)   If so requested by the Owner or any Depositor for the purpose of satisfying  its reporting  obligation  under the  Exchange  Act with  respect  to any class of  asset-backed securities,  the  Servicer  shall  (or shall  cause  each  Subservicer  to) (i)  notify  the
Servicer,  any Master  Servicer and any Depositor in writing of (A) any material  litigation or governmental  proceedings involving the Company or any Subservicer,  (B) any affiliations or relationships  that develop  following the closing date of a  Securitization  Transaction between  the Owner or any  Subservicer  and any of the  parties  specified  in clause (D) of paragraph  (a) of  this  Section  (and  any  other  parties  identified  in  writing  by the requesting party) with respect to such Securitization Transaction,  (C) any Event of Default under  the  terms  of this  Agreement  or any  Reconstitution  Agreement,  (D)  any  merger, consolidation or sale of  substantially  all of the assets of the Owner, and (E) the Owner's entry into an agreement  with a Subservicer  to perform or assist in the  performance of any of the Owner's  obligations  under this Agreement or any  Reconstitution  Agreement and (ii)
provide to the Servicer and any Depositor a description  of such  proceedings,  affiliations or relationships.

      As a  condition  to the  succession  to the Owner or any  Subservicer  as  servicer or subservicer  under this  Agreement  or any  Reconstitution  Agreement by any Person (i) into which the Owner or such  Subservicer  may be merged or  consolidated,  or (ii)  which may be appointed as a successor  to the Owner or any  Subservicer,  the Owner shall  provide to the
Servicer,  any Master  Servicer,  and any Depositor,  at least 15 calendar days prior to the effective  date of such  succession or  appointment,  (x) written notice to the Servicer and any  Depositor  of such  succession  or  appointment  and  (y) in  writing  and in form  and substance  reasonably  satisfactory  to the Servicer  and such  Depositor,  all  information reasonably  requested by the Servicer or any Depositor in order to comply with its reporting obligation  under  Item  6.02  of  Form  8-K  with  respect  to any  class  of  asset-backed securities;

      In addition to such  information  as the Owner,  as servicer,  is obligated to provide pursuant  to other  provisions  of this  Agreement,  not  later  than ten days  prior to the deadline  for the  filing  of any  distribution  report  on  Form  10-D  in  respect  of any
Securitization  Transaction that includes any of the Mortgage Loans serviced by the Owner or any  Subservicer,  the Owner or such  Subservicer,  as applicable,  shall, to the extent the
Owner or such  Subservicer has knowledge,  provide to the party  responsible for filing such report  (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials related thereto as may be required to be included in the related  distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                  (A)   any  material  modifications,  extensions  or  waivers of pool asset terms,  fees,  penalties  or  payments  during  the  distribution  period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (B)   material  breaches of pool asset  representations  or  warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C)   information  regarding new asset-backed  securities issuances backed by the same pool assets, any pool asset changes (such as, additions,  substitutions or repurchases), and any material changes in origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

      The Owner  shall  provide to the  Servicer,  any Master  Servicer  and any  Depositor,
evidence of the authorization of the person signing any  certification or statement,  copies or other  evidence of Fidelity  Bond  Insurance  and Errors and Omission  Insurance  policy, financial  information and reports,  and such other information  related to the Owner or any
Subservicer or the Owner or such Subservicer's performance hereunder.

      Notwithstanding  the  foregoing,  the Servicer shall be under no obligation to provide information  that the Owner deems required under  Regulation AB if (i) the Servicer does not reasonably  believe  that such  information  is required  under  Regulation  AB and (ii) the
Servicer is not  providing  such  information  for (A) its own  securitizations,  or (B) any third party securitizations with mortgage loans serviced by the Servicer[,  unless the Owner pays  all  reasonable  actual  costs  incurred  by  the  Servicer  in  connection  with  the preparation and delivery of such  information  and the Servicer is given  reasonable time to establish  the  necessary  systems and  procedures  to produce such  information;  provided, however,  that the costs  incurred  by the  Servicer in  connection  with  establishing  the necessary  systems and procedures will be split pro rata with any other purchaser that makes a request for similar information..

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      17.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.16:

      Section 11.16. Use of Subservicers and Subcontractors.

      (a)   The  Servicer  shall  not  hire  or  otherwise   utilize  the  services  of  any
Subservicer  to fulfill  any of the  obligations  of the  Servicer  as  servicer  under this
Agreement or any  Reconstitution  Agreement unless the Servicer complies with the provisions of  paragraph  (b) of this  Section.  The Servicer  shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any  Subservicer  to hire or otherwise utilize  the  services  of any  Subcontractor,  to  fulfill  any of the  obligations  of the
Servicer  as  servicer  under this  Agreement  or any  Reconstitution  Agreement  unless the
Servicer complies with the provisions of paragraph (d) of this Section.

      (b)   It shall not be  necessary  for the Servicer to seek the consent of the Owner to the utilization of any  subservicer.  The Servicer shall cause any  Subservicer  used by the
Servicer (or by any  Subservicer)  for the benefit of the Owner and any  Depositor to comply with the provisions of this Section and with Sections  3.01(m),  4.14,  6.04, 6.09 and 10.02 of this  Agreement  to the same  extent as if such  Subservicer  were the  Servicer,  and to provide the information  required with respect to such Subservicer  under Section 3.02(b) of this Agreement.  The Servicer shall be responsible  for obtaining from each  Subservicer and delivering  to the Owner,  any Master  Servicer and any  Depositor  any Annual  Statement of
Compliance  required  to be  delivered  by  such  Subservicer  under  Section  6.04(a),  any
Assessment  of  Compliance  and  Attestation   Report  required  to  be  delivered  by  such
Subservicer under Section 6.09 and any Annual  Certification  required under Section 6.04(b)
as and when required to be delivered.

      (c)   The  Servicer  shall  promptly  upon  request  provide to the Owner,  any Master
Servicer and any Depositor (or any designee of the Depositor,  such as an  administrator)  a written  description (in form and substance  satisfactory to the Owner,  any Master Servicer and such Depositor) of the role and function of each Subcontractor  utilized by the Servicer or any Subservicer,  specifying (i) the identity of each such Subcontractor,  (ii) which (if any) of such  Subcontractors  are  "participating  in the  servicing  function"  within  the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments  of compliance  provided by each  Subcontractor  identified pursuant to clause (ii) of this paragraph.

      (d)   As a  condition  to  the  utilization  of  any  Subcontractor  determined  to be
"participating in the servicing  function" within the meaning of Item 1122 of Regulation AB, the  Servicer  shall  cause  any  such  Subcontractor  used  by  the  Servicer  (or  by  any
Subservicer)  for the benefit of the Owner and any  Depositor to comply with the  provisions of Sections  6.09 and 10.02 of this  Agreement  to the same extent as if such  Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each  Subcontractor and delivering to the Owner and any Depositor any  Assessment of Compliance and  Attestation
Report and the other  certificates  required to be  delivered by such  Subservicer  and such
Subcontractor under Section 6.09, in each case as and when required to be delivered.

      18.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.17:

      For  purposes  of  this  Agreement,  and  with  respect  to  any  Mortgage  Loan  in a
Pass-Through  Transfer,  the  related  Master  Servicer  shall be  considered  a third party beneficiary to this Agreement,  entitled to all the rights and benefits hereof as if it were a direct party to this Agreement, with respect to such Mortgage Loans.

      19.   The  Agreement  is hereby  amended  effective  as of the date hereof by deleting
Exhibit E in its entirety and replacing it with the following:

                                            EXHIBIT E

                                REPORTING DATA FOR MONTHLY REPORT

                         Standard File Layout - Master Servicing
------------------------------------------------------------------------------------------
    Column Name                Description            Decimal     Format Comment    Max
                                                                                    Size
------------------------------------------------------------------------------------------
SER_INVESTOR_NBR     A value assigned by the                   Text up to 10 digits  20
                     Servicer to define a group of
                     loans.
------------------------------------------------------------------------------------------
LOAN_NBR             A unique identifier assigned to           Text up to 10 digits  10
                     each loan by the investor.
------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR    A unique number assigned to a             Text up to 10 digits  10
                     loan by the Servicer.  This may
                     be different than the LOAN_NBR.
------------------------------------------------------------------------------------------
                     The borrower name as received
                     in the file.  It is not                   Maximum length of
BORROWER_NAME        separated by first and last               30 (Last, First)      30
                     name.
------------------------------------------------------------------------------------------
SCHED_PAY_AMT        Scheduled monthly principal and     2     No commas(,) or       11
                     scheduled interest payment that
                     a borrower is expected to pay,
                     P&I constant.                             dollar signs ($)
------------------------------------------------------------------------------------------
NOTE_INT_RATE        The loan interest rate as           4     Max length of 6        6
                     reported by the Servicer.
------------------------------------------------------------------------------------------
NET_INT_RATE         The loan gross interest rate        4     Max length of 6        6
                     less the service fee rate as
                     reported by the Servicer.
------------------------------------------------------------------------------------------
                     The servicer's fee rate for a
SERV_FEE_RATE        loan as reported by the             4     Max length of 6        6
                     Servicer.
------------------------------------------------------------------------------------------
                     The servicer's fee amount for a
SERV_FEE_AMT         loan as reported by the             2     No commas(,) or       11
                     Servicer.                                 dollar signs ($)
------------------------------------------------------------------------------------------
NEW_PAY_AMT          The new loan payment amount as      2     No commas(,) or       11
                     reported by the Servicer.                 dollar signs ($)
------------------------------------------------------------------------------------------
NEW_LOAN_RATE        The new loan rate as reported       4     Max length of 6        6
                     by the Servicer.
------------------------------------------------------------------------------------------
ARM_INDEX_RATE       The index the Servicer is using     4     Max length of 6        6
                     to calculate a forecasted rate.
------------------------------------------------------------------------------------------
                     The borrower's actual principal
ACTL_BEG_PRIN_BAL    balance at the beginning of the     2     No commas(,) or       11
                     processing cycle.                         dollar signs ($)
------------------------------------------------------------------------------------------
                     The borrower's actual principal
ACTL_END_PRIN_BAL    balance at the end of the           2     No commas(,) or       11
                     processing cycle.                         dollar signs ($)
------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATThe date at the end of                    MM/DD/YYYY            10
                     processing cycle that the
                     borrower's next payment is due
                     to the Servicer, as reported by
                     Servicer.
------------------------------------------------------------------------------------------
SERV_CURT_AMT_1      The first curtailment amount to     2     No commas(,) or       11
                     be applied.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_DATE_1     The curtailment date associated           MM/DD/YYYY            10
                     with the first curtailment
                     amount.
------------------------------------------------------------------------------------------
                     The curtailment interest on the
CURT_ADJ_ AMT_1      first curtailment amount, if        2     No commas(,) or       11
                     applicable.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_AMT_2      The second curtailment amount       2     No commas(,) or       11
                     to be applied.                            dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_DATE_2     The curtailment date associated           MM/DD/YYYY            10
                     with the second curtailment
                     amount.
------------------------------------------------------------------------------------------
                     The curtailment interest on the
CURT_ADJ_ AMT_2      second curtailment amount, if       2     No commas(,) or       11
                     applicable.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_AMT_3      The third curtailment amount to     2     No commas(,) or       11
                     be applied.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_DATE_3     The curtailment date associated           MM/DD/YYYY            10
                     with the third curtailment
                     amount.
------------------------------------------------------------------------------------------
                     The curtailment interest on the
CURT_ADJ_AMT_3       third curtailment amount, if        2     No commas(,) or       11
                     applicable.                               dollar signs ($)
------------------------------------------------------------------------------------------
PIF_AMT              The loan "paid in full" amount      2     No commas(,) or       11
                     as reported by the Servicer.              dollar signs ($)
------------------------------------------------------------------------------------------
PIF_DATE             The paid in full date as                  MM/DD/YYYY            10
                     reported by the Servicer.
------------------------------------------------------------------------------------------
                                                               Action Code Key:       2
                                                               15=Bankruptcy,
                                                               30=Foreclosure, ,
                                                               60=PIF,
                                                               63=Substitution,
                                                               65=Repurchase,70=REO
                                                      ------------------------------------
ACTION_CODE          The standard FNMA numeric code
                     used to indicate the
                     default/delinquent status of a
                     particular loan.
------------------------------------------------------------------------------------------
INT_ADJ_AMT          The amount of the interest          2     No commas(,) or       11
                     adjustment as reported by the             dollar signs ($)
                     Servicer.
------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMThe Soldier and Sailor              2     No commas(,) or       11
                     Adjustment amount, if                     dollar signs ($)
                     applicable.
------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT     The Non Recoverable Loan            2     No commas(,) or       11
                     Amount, if applicable.                    dollar signs ($)
------------------------------------------------------------------------------------------
LOAN_LOSS_AMT        The amount the Servicer is          2     No commas(,) or       11
                     passing as a loss, if                     dollar signs ($)
                     applicable.
------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL   The scheduled outstanding           2     No commas(,) or       11
                     principal amount due at the
                     beginning of the cycle date to
                     be passed through to investors.           dollar signs ($)
------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL   The scheduled principal balance     2     No commas(,) or       11
                     due to investors at the end of            dollar signs ($)
                     a processing cycle.
------------------------------------------------------------------------------------------
SCHED_PRIN_AMT       The scheduled principal amount      2     No commas(,) or       11
                     as reported by the Servicer for
                     the current cycle -- only
                     applicable for
                     Scheduled/Scheduled Loans.                dollar signs ($)
------------------------------------------------------------------------------------------
SCHED_NET_INT        The scheduled gross interest        2     No commas(,) or       11
                     amount less the service fee
                     amount for the current cycle as
                     reported by the Servicer --
                     only applicable for                       dollar signs ($)
                     Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------
ACTL_PRIN_AMT        The actual principal amount         2     No commas(,) or       11
                     collected by the Servicer for
                     the current reporting cycle --
                     only applicable for
                     Actual/Actual Loans.                      dollar signs ($)
------------------------------------------------------------------------------------------
                     The actual gross interest
                     amount less the service fee
                     amount for the current                    No commas(,) or
ACTL_NET_INT         reporting cycle as reported by      2     dollar signs ($)      11
                     the Servicer -- only applicable
                     for Actual/Actual Loans.
------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT  The penalty amount received         2     No commas(,) or       11
                     when a borrower prepays on his
                     loan as reported by the
                     Servicer.                                 dollar signs ($)
------------------------------------------------------------------------------------------
                     The prepayment penalty amount
PREPAY_PENALTY_      for the loan waived by the          2     No commas(,) or       11
WAIVED               servicer.                                 dollar signs ($)
------------------------------------------------------------------------------------------
MOD_DATE             The Effective Payment Date of             MM/DD/YYYY            10
                     the Modification for the loan.
------------------------------------------------------------------------------------------
MOD_TYPE             The Modification Type.                    Varchar - value can   30
                                                               be alpha or numeric
------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMThe current outstanding             2     No commas(,) or       11
                     principal and interest advances           dollar signs ($)
                     made by Servicer.
------------------------------------------------------------------------------------------

      20.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit F:

                                            EXHIBIT F

                                  FORM OF SERVICER CERTIFICATION

Re:   The [ ] agreement dated as of [     l,  200[  ]  (the  "Agreement"),  among  [IDENTIFY
PARTIES]

      I,  ____________________________,  the  _______________________  of [NAME OF SERVICER]
(the "Company"),  certify to [the Purchaser],  [the  Depositor],  and the [Master  Servicer]
[Securities  Administrator]  [Trustee],  and their  officers,  with the knowledge and intent that they will rely upon this certification, that:

            I have  reviewed the servicer  compliance  statement of the Company  provided in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on  assessment of the Company's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing  of the  Mortgage  Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]  [Master Servicer]
      [Securities  Administrator]  [Trustee]  pursuant to the Agreement  (collectively,  the
      "Company Servicing Information");

            Based on my  knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material fact necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period of time covered by the Company Servicing Information;

            Based on my knowledge,  all of the Company Servicing  Information required to be provided by the  Company  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];

            I am  responsible  for  reviewing  the  activities  performed  by the Company as servicer  under the  Agreement,  and based on my knowledge and the  compliance  review conducted  in  preparing  the  Compliance  Statement  and except as  disclosed  in the
      Compliance Statement,  the Servicing Assessment or the Attestation Report, the Company
      has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by  the  Company  pursuant  to  this
Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described in such reports have been  disclosed to the  [Depositor]  [Master  Servicer].  Any material  instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

      21.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit G:

                                         EXHIBIT G

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered by [the Servicer]  [Name of  Subservicer]
shall  address,  at a minimum,  the criteria  identified as below as  "Applicable  Servicing
Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------
                      Investor Remittances and Reporting
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------
                           Pool Asset Administration
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.
----------------                                                ----------------
1122(d)(4)(x)   Regarding any funds held in trust for an
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)  set forth in the transaction agreements.
----------------                                                ----------------
                ------------------------------------------------

--------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date: _________________________

                                    By:   _________________________
                                    Name:
                                    Title:

      22.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit H:
                                         EXHIBIT H

                             REPORTING DATA FOR DEFAULTED LOANS

                         Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------
   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CLIENT_NBR                Servicer Client Number
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_FIRST_NAME       First Name of the Borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_LAST_NAME        Last name of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ADDRESS              Street Name and Number of Property
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_STATE                The state where the  property
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ZIP                  Zip code where the property is
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OCCUPANT_CODE             Classification of how the property
                          is occupied.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
If applicable:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-    Approved Assumption
o     BAP-      Borrower Assistance Program
o     CO-    Charge Off
o     DIL-        Deed-in-Lieu
o     FFA-        Formal Forbearance Agreement
o     MOD-        Loan Modification
o     PRE-        Pre-Sale
o     SS-         Short Sale
o     MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

      23.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit I:
                                            EXHIBIT I

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            * For taxes and  insurance  advances - see page 2 of 332 form -  breakdown required showing period

              of coverage,  base tax,  interest,  penalty.  Advances  prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            * Other  expenses  -  copies of  corporate  advance  history  showing  all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L  supporting  the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            *  Copy  of the  HUD 1  from  the  REO  sale.  If a 3rd  Party  Sale,  bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            * All other  credits  need to be  clearly  defined  on the 332  form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
                                                      ________________           (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail

---------------------------------------------------------------------------------
    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

      24.   Except as amended  above,  the Agreement  shall continue to be in full force and effect in accordance with its terms.

      25.   This  Amendment  may be  executed  by one or more of the  parties  hereto on any number of separate  counterparts and of said counterparts  taken together shall be deemed to constitute one and the same instrument.

                                  [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF,  the following parties have caused their names to be signed hereto by their  respective  officers  thereunto duly authorized as of the day and year first above written.
                                          EMC MORTGAGE CORPORATION,
                                                as Owner

                                          By:
                                          Name:
                                          Title:

                                          GMAC MORTGAGE CORPORATION,
                                                as Servicer

                                          By:
                                          Name:
                                          Title:

                                                                                EXHIBIT I-27

                                  EMC MORTGAGE CORPORATION
                                         Purchaser,

                             GREENPOINT MORTGAGE FUNDING, INC.
                                          Company,

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                               Dated as of September 1, 2003

                         (Fixed and Adjustable Rate Mortgage Loans)

                                         ARTICLE I

Section 1.01     Defined Terms..........................................2

                                         ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

Section 2.09     Near-term Principal Prepayments;
                  Near Term Payment Defaults............................19
Section 2.10     Modification of Obligations............................19

                                        ARTICLE III

Section 3.01     Representations and Warranties of the Company..........21
Section 3.02     Representations and Warranties as to

                                         ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts.................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account..............................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts....................43
Section 4.07     Permitted Withdrawals From Escrow Account..............44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy...............................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                         ARTICLE V

                                         ARTICLE VI

Section 6.01     Assumption Agreements..................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report..................56
Section 6.06     Purchaser's Right to Examine Company Records...........56

                                        ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required......................................57

                                        ARTICLE VIII

                                         ARTICLE IX

Section 9.01     Events of Default......................................61
Section 9.02     Waiver of Defaults.....................................62

                                         ARTICLE X

Section 10.01     Termination...........................................62
Section 10.02     Termination without cause.............................63

                                         ARTICLE XI

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                    [reserved]
   G                    Request for Release of Documents and Receipt
   H                    Company's Underwriting Guidelines
   I                    Form of Term Sheet

      This is a Purchase,  Warranties and Servicing Agreement, dated as of September 1, 2003 and is executed between EMC MORTGAGE CORPORATION,  as Purchaser, with offices located at Mac
Arthur Ridge II, 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038 (the "Purchaser"),
and  GREENPOINT  MORTGAGE  FUNDING,  INC.,  with offices  located at 100 Wood Hollow  Drive,
Novato, California 94945 (the "Company").

                                   W I T N E S S E T H :

      WHEREAS,  the  Purchaser  has  heretofore  agreed to purchase from the Company and the
Company has heretofore agreed to sell to the Purchaser,  from time to time, certain Mortgage
Loans on a servicing retained basis;

      WHEREAS,  each of the Mortgage Loans is secured by a mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the jurisdiction  indicated on the Mortgage Loan Schedule,  which is annexed to the related Term
Sheet; and

      WHEREAS,  the  Purchaser  and the Company wish to prescribe  the  representations  and warranties of the Company with respect to itself and the Mortgage Loans and the  management, servicing and control of the Mortgage Loans;

      NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and  valuable  consideration,  the  receipt  and  adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                         ARTICLE I

                                        DEFINITIONS

      Section 1.01  Defined Terms.

      Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

      Accepted  Servicing  Practices:  With respect to any  Mortgage  Loan,  those  mortgage
servicing  practices   (including   collection   procedures)  of  prudent  mortgage  banking
institutions  which  service  mortgage  loans of the same type as such  Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in accordance with Fannie Mae servicing  practices and procedures,  for MBS pool mortgages,  as defined in the Fannie Mae Guides including future updates.

      Adjustment  Date:  As to each  adjustable  rate Mortgage  Loan,  the date on which the
Mortgage  Interest  Rate is adjusted in  accordance  with the terms of the related  Mortgage
Note.

      Agreement:  This Purchase,  Warranties and Servicing  Agreement including all exhibits hereto, amendments hereof and supplements hereto.

      Appraised  Value:  With  respect  to any  Mortgaged  Property,  the value  thereof  as determined  by an appraisal  made for the  originator  of the  Mortgage  Loan at the time of origination  of the Mortgage  Loan by an appraiser who met the  requirements  of the Company and Fannie Mae.

      Assignment:   An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or equivalent  instrument,  in recordable  form,  sufficient under the laws of the jurisdiction wherein the related Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

      BIF:  The Bank Insurance Fund, or any successor thereto.

      Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal holiday in the  State  of New  York,  or (iii) a day on  which  banks  in the  State of New York are authorized or obligated by law or executive order to be closed.

      Closing Date:  With respect to any Mortgage  Loan, the date stated on the related Term
Sheet.

      Code:       The Internal Revenue Code of 1986, or any successor statute thereto.

      Company:  GreenPoint  Mortgage Funding,  Inc., its successors in interest and assigns, as permitted by this Agreement.

      Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,
President,  any Vice  President or Treasurer  of Company  stating the date by which  Company expects to receive any missing  documents sent for recording  from the applicable  recording office.

      Condemnation  Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether  permanent  or  temporary,  partial or entire,  by  exercise of the power of eminent domain or  condemnation,  to the  extent not  required  to be  released  to a  Mortgagor  in accordance with the terms of the related Mortgage Loan Documents.

      Confirmation:  The trade  confirmation  letter  between the  Purchaser and the Company which relates to the Mortgage Loans.

      Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

      Co-op Loan:  A Mortgage  Loan  secured by the pledge of stock  allocated to a dwelling unit in a residential  cooperative  housing  corporation and a collateral  assignment of the related Co-op Lease.

      Current Appraised Value:      With  respect  to  any  Mortgaged  Property,  the  value
thereof as  determined  by an appraisal  made for the Company (by an  appraiser  who met the requirements  of the Company  and Fannie Mae) at the request of a Mortgagor  for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance  with  federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

      Current LTV:      The ratio of the Stated Principal  Balance of a Mortgage Loan to the
Current Appraised Value of the Mortgaged Property.

      Custodial  Account:  Each separate  demand account or accounts  created and maintained pursuant to Section 4.04 which shall be entitled  "GreenPoint  Mortgage  Funding,  Inc.,  in trust  for  the  [Purchaser],  Owner  of  Adjustable  Rate  Mortgage  Loans"  and  shall  be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

      Custodian:  With respect to any Mortgage  Loan,  the entity stated on the related Term
Sheet, and its successors and assigns, as custodian for the Purchaser.

      Cut-off Date:  With respect to any Mortgage  Loan, the date stated on the related Term
Sheet.

      Determination  Date:  The 15th day (or if such  15th day is not a  Business  Day,  the
Business Day  immediately  preceding  such 15th day) of the month of the related  Remittance
Date.

      Due Date:  The day of the  month on which the  Monthly  Payment  is due on a  Mortgage
Loan, exclusive of any days of grace, which is the first day of the month.

      Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

      Eligible  Account:  An account  established  and  maintained:  (i) within FDIC insured accounts  created,  maintained  and  monitored  by the  Company so that all funds  deposited therein are fully insured,  or (ii) as a trust account with the corporate  trust  department of a depository  institution or trust company  organized under the laws of the United States of  America  or any one of the  states  thereof or the  District  of  Columbia  which is not affiliated  with the  Company  (or any  sub-servicer)  or (iii)  with an entity  which is an institution  whose  deposits are insured by the FDIC,  the  unsecured  and  uncollateralized long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and
"A" or higher by Fitch, Inc. or one of the two highest  short-term ratings by any applicable
Rating  Agency,  and  which is either  (a) a federal  savings  association  duly  organized, validly  existing and in good standing  under the federal  banking laws,  (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national  banking  association  under the federal  banking  laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed  securities, the equivalent required ratings of each Rating
Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against  the  claims  of any  creditors  of the  Company  (or any sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account without FDIC or other insurance in an
Eligible  Institution.  In the event that a  Custodial  Account is  established  pursuant to clause  (iii),  (iv)  or (v) of the  preceding  sentence,  the  Company  shall  provide  the
Purchaser  with  written  notice  on the  Business  Day  following  the  date on  which  the applicable institution fails to meet the applicable ratings requirements.

      Eligible Institution:  GreenPoint Mortgage Funding, Inc., or an institution having (i)
the highest  short-term  debt rating,  and one of the two highest  long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial  Account,  an unsecured  long-term debt  rating of at least one of the two highest  unsecured  long-term  debt  ratings of each
Rating Agency.

      Equity Take-Out  Refinanced  Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding  principal  balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

      Escrow  Account:  Each  separate  trust  account or accounts  created  and  maintained pursuant to Section 4.06 which shall be entitled  "GreenPoint  Mortgage  Funding,  Inc.,  in trust for the [Purchaser],  Owner of Adjustable Rate Mortgage Loans, and various Mortgagors"
and shall be  established  in an  Eligible  Account,  in the name of the Person  that is the
"Purchaser" with respect to the related Mortgage Loans.

      Escrow Payments:  With respect to any Mortgage Loan, the amounts  constituting  ground rents, taxes,  assessments,  water rates, sewer rents, municipal charges, mortgage insurance premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee  pursuant to the Mortgage or any other document.

      Event of Default:  Any one of the  conditions or  circumstances  enumerated in Section
9.01.

      Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

      Fannie Mae Guide(s):  The Fannie Mae Selling Guide and the Fannie Mae Servicing  Guide
and all amendments or additions thereto.

      FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

      FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

      FHLMC Guide:  The FHLMC Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

      Fidelity  Bond: A fidelity bond to be  maintained  by the Company  pursuant to Section
4.12.

      FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

      First  Remittance  Date:  With  respect to any  Mortgage  Loan,  the  Remittance  Date occurring in the month following the month in which the related Closing Date occurs.

      GAAP:  Generally accepted accounting principles, consistently applied.

      HUD: The United States  Department of Housing and Urban  Development  or any successor thereto.

      Index:  With respect to any adjustable  rate Mortgage  Loan,  the index  identified on the Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of calculating the interest rate thereon.

      Initial Rate Cap: As to each  adjustable  rate Mortgage Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

      Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Lifetime Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage
Interest Rate over the term of such Mortgage Loan.

      Liquidation  Proceeds:   Cash  received  in  connection  with  the  liquidation  of  a defaulted  Mortgage  Loan,  whether  through the sale or assignment  of such Mortgage  Loan, trustee's sale, foreclosure sale or otherwise.

      Loan Program Code:  With respect to each Mortgage  Loan, a code  designating  the loan program  pursuant to which a Mortgage Loan was underwritten in accordance with the Company's underwriting guidelines.

      Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the ratio of the original  outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the  Mortgaged  Property as of the  Origination  Date with respect to a Refinanced  Mortgage
Loan,  and (ii) the  lesser  of the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date or the purchase price of the Mortgaged  Property with respect to all other
Mortgage Loans.

      Margin:  With respect to each  adjustable  rate Mortgage  Loan,  the fixed  percentage amount  set  forth in each  related  Mortgage  Note  which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

      Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance
Date pursuant to Section 5.03.

      Monthly  Payment:  The  scheduled  monthly  payment of  principal  and  interest  on a
Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

      Mortgage:  The mortgage,  deed of trust or other  instrument  securing a Mortgage Note which  creates  a first  lien on an  unsubordinated  estate in fee  simple in real  property securing the Mortgage Note.

      Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in Exhibit A hereto and any additional  documents  required to be added to the
Mortgage File pursuant to this Agreement.

      Mortgage  Impairment  Insurance  Policy:  A  mortgage  impairment  or  blanket  hazard insurance policy as described in Section 4.11.

      Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any Mortgage
Loan,  which may be adjusted  from time to time for an  adjustable  rate  Mortgage  Loan, in accordance with the provisions of the related Mortgage Note.

      Mortgage  Loan:  An individual  mortgage loan which is the subject of this  Agreement, each Mortgage Loan  originally  sold and subject to this Agreement  being  identified on the
Mortgage  Loan  Schedule  attached to the related Term Sheet,  which  Mortgage Loan includes
without  limitation  the  Mortgage  File,  the  Monthly  Payments,   Principal  Prepayments,
Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds,
and all other rights, benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

      Mortgage Loan Documents:  The documents listed in Exhibit A.

      Mortgage Loan  Remittance  Rate:  With respect to each Mortgage  Loan, the annual rate of interest  remitted to the Purchaser,  which shall be equal to the Mortgage  Interest Rate minus the Servicing Fee Rate.

      Mortgage  Loan  Schedule:  The schedule of Mortgage  Loans annexed to the related Term
Sheet,  such schedule setting forth the following  information with respect to each Mortgage
Loan in the related Mortgage Loan Package:

      (1)   the Company's Mortgage Loan identifying number;

      (2)   the Mortgagor's first and last name;

      (3)   the street address of the Mortgaged  Property  including the city, state and zip code;

      (4)   a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

      (5)   the type of residential property constituting the Mortgaged Property;

(6)   the original months to maturity of the Mortgage Loan;

(7)   the remaining  months to maturity from the related Cut-off Date, based on the original amortization  schedule  and, if  different,  the  maturity  expressed in the same manner but based on the actual amortization schedule;

      (8)   the Sales Price,  if applicable,  Appraised  Value and  Loan-to-Value  Ratio, at origination;

      (9)   the  Mortgage  Interest  Rate as of  origination  and as of the related  Cut-off
Date; with respect to each adjustable rate Mortgage Loan, the initial  Adjustment  Date, the next Adjustment Date immediately  following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any,  Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

      (10)  the Origination Date of the Mortgage Loan;

      (11)  the stated maturity date;

      (12)  the amount of the Monthly Payment at origination;

      (13)  the amount of the Monthly Payment as of the related  Cut-off Date;

      (14)  the original principal amount of the Mortgage Loan;

      (15)  the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

      (16)  a code  indicating  the purpose of the Mortgage Loan (i.e.,  purchase,  rate and term refinance, equity take-out refinance);

      (17)  a code indicating the documentation style (i.e. full, alternative, etc.);

      (18)  the number of times  during the twelve (12) month period  preceding  the related
Closing Date that any Monthly  Payment has been  received  after the month of its  scheduled due date (if requested in writing by the Purchaser);

      (19)  the date on which the first payment is or was due;

(20)  a code  indicating  whether  or not the  Mortgage  Loan is the  subject  of a  Primary
            Mortgage Insurance Policy and the name of the related insurance carrier;

      (21)  a code indicating whether or not the Mortgage Loan is currently  convertible and the conversion spread;

      (22)  the last Due Date on which a Monthly Payment was actually  applied to the unpaid principal balance of the Mortgage Loan.

      (23)  product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24)  credit score and/or mortgage score, if applicable;

      (25)  a code  indicating  whether or not the Mortgage  Loan is the subject of a Lender
Primary  Mortgage  Insurance  Policy and the name of the related  insurance  carrier and the
Lender Paid Mortgage Insurance Rate;

(26)  a code  indicating  whether or not the Mortgage  Loan has a prepayment  penalty and if so, the amount and term thereof;

(27)  the Loan Program Code; and

      (28)  the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

      With respect to the  Mortgage  Loans in the  aggregate,  the  Mortgage  Loan  Schedule attached to the  related  Term Sheet shall set forth the  following  information,  as of the related Cut-off Date:

      (1)   the number of Mortgage Loans;

      (2)   the current aggregate outstanding principal balance of the Mortgage Loans;

      (3)   the weighted average Mortgage Interest Rate of the Mortgage Loans;

      (4)   the weighted average maturity of the Mortgage Loans; and

      (5)   the weighted average months to next Adjustment Date;

      Mortgage Note: The note or other evidence of the  indebtedness of a Mortgagor  secured by a Mortgage.

      Mortgaged  Property:  The underlying  real property  securing  repayment of a Mortgage
Note,  consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real  property  is  located  which may  include  condominium units and planned unit developments,  improved by a residential  dwelling;  except that with respect to real property located in jurisdictions in which the use of leasehold  estates for residential  properties is a widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

      Mortgagor:  The obligor on a Mortgage Note.

      Nonrecoverable  Advance:  Any  portion  of a  Monthly  Advance  or  Servicing  Advance previously made or proposed to be made by the Company  pursuant to this Agreement,  that, in the good faith  judgment  of the  Company,  will not or, in the case of a proposed  advance, would not,  be  ultimately  recoverable  by it from the  related  Mortgagor  or the  related
Liquidation  Proceeds,  Insurance Proceeds,  Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

      OCC:  Office of the Comptroller of the Currency, or any successor thereto.

      Officers'  Certificate:  A certificate  signed by the Chairman of the Board,  the Vice
Chairman of the Board, the President,  a Senior Vice President or a Vice President or by the
Treasurer or the Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of
the Company, and delivered to the Purchaser as required by this Agreement.

      Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

      Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan,  be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the
Mortgage Loan Documents.

      OTS:  Office of Thrift Supervision, or any successor thereto.

      Periodic Rate Cap: As to each adjustable  rate Mortgage Loan, the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related
Mortgage Note and the related Mortgage Loan Schedule.

      Permitted Investments:  Any one or more of the following obligations or securities:

            (i)   direct  obligations  of, and  obligations  fully  guaranteed by the United
            States of  America  or any agency or  instrumentality  of the  United  States of
            America the  obligations of which are backed by the full faith and credit of the
            United States of America;

      (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United
   States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

            (iii)  repurchase  obligations  with a term not to exceed  thirty  (30) days and with respect to (a) any security  described in clause (i) above and entered into with a depository  institution or trust company (acting as principal)  described in clause (ii)(a) above;

            (iv)  securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  incorporated  under the laws of the United States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by each Rating  Agency at the time of such  investment  or  contractual  commitment providing for such investment;  provided, however, that securities issued by any particular  corporation  will not be  Permitted  Investments  to the extent that investments  therein  will  cause  the  then  outstanding  principal  amount  of securities  issued by such  corporation  and held as  Permitted  Investments  to exceed  10%  of  the  aggregate  outstanding  principal  balances  of all of the
            Mortgage Loans and Permitted Investments;

            (v) commercial paper (including both  non-interest-bearing  discount obligations and  interest-bearing  obligations  payable on demand or on a specified date not more than one year after the date of  issuance  thereof)  which are rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

            (vi) any other  demand,  money market or time deposit,  obligation,  security or investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each Rating Agency; and

            (vii) any money market funds the  collateral  of which  consists of  obligations
            fully   guaranteed   by  the   United   States  of  America  or  any  agency  or
            instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United  States of America  (which may include repurchase  obligations  secured by collateral  described in clause (i))
            and other  securities  and which money  market funds are rated in one of the two highest rating categories by each Rating Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

      Person:  Any  individual,   corporation,   partnership,  joint  venture,  association,
joint-stock  company,  limited  liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

      Prepayment  Interest  Shortfall:  With  respect  to  any  Remittance  Date,  for  each
Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment
Period,  an amount equal to the excess of one month's  interest at the  applicable  Mortgage
Loan Remittance Rate on the amount of such Principal  Prepayment over the amount of interest
(adjusted to the Mortgage Loan Remittance Rate) actually paid by the related  Mortgagor with respect to such Prepayment Period.

      Prepayment Period:      With  respect  to any  Remittance  Date,  the  calendar  month preceding the month in which such Remittance Date occurs.

      Primary  Mortgage  Insurance  Policy:   Each  primary  policy  of  mortgage  insurance
represented  to be in  effect  pursuant  to  Section  3.02(hh),  or any  replacement  policy therefor obtained by the Company pursuant to Section 4.08.

      Prime Rate:  The prime rate  announced  to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

      Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage Loan full or partial  which is  received  in advance of its  scheduled  Due Date,  including  any prepayment  penalty or premium thereon and which is not accompanied by an amount of interest representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Purchase Price:  As defined in Section 2.02.

      Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

      Qualified  Appraiser:  An  appraiser,  duly  appointed  by  the  Company,  who  had no interest,  direct or indirect in the related  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage  Loan, and such appraiser and the appraisal made by such appraiser both satisfy the  requirements of Title XI of FIRREA and the regulations  promulgated  thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

      Qualified  Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged  Property is located,  duly authorized and licensed in such  states to  transact  the  applicable  insurance  business  and to write the  insurance provided, approved as an insurer by Fannie Mae or FHLMC.

      Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the  ownership  of the  Mortgage  Loans is  evidenced  by  mortgage-backed  securities,  the nationally  recognized  rating agencies issuing ratings with respect to such securities,  if any.

      Refinanced  Mortgage  Loan:  A Mortgage  Loan which was made to a Mortgagor  who owned the Mortgaged  Property  prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

      REMIC:  A "real  estate  mortgage  investment  conduit,"  as such term is  defined  in
Section 860D of the Code.

      REMIC  Provisions:  The  provisions of the federal  income tax law relating to REMICs, which  appear at Sections  860A  through 860G of the Code,  and the related  provisions  and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance  Date:  The 18th day of any  month,  beginning  with the  First  Remittance
Date,  or if such  18th day is not a  Business  Day,  the  first  Business  Day  immediately preceding such 18th day.

      REO Disposition:  The final sale by the Company of any REO Property.

      REO  Disposition  Proceeds:  Amounts  received  by the  Company in  connection  with a related REO Disposition.

      REO  Property:  A  Mortgaged  Property  acquired  by  the  Company  on  behalf  of the
Purchaser as described in Section 4.13.

      Repurchase  Price:  With  respect  to any  Mortgage  Loan,  a price  equal  to (i) the product  of the  greater  of 100% or the  percentage  of par as stated  in the  Confirmation multiplied by the Stated  Principal  Balance of such Mortgage Loan on the  repurchase  date, plus (ii) interest on such  outstanding  principal  balance at the Mortgage Loan  Remittance
Rate  from the last  date  through  which  interest  has been  paid and  distributed  to the
Purchaser to the end of the month of repurchase,  plus, (iii) third party expenses  incurred in  connection  with the  transfer of the  Mortgage  Loan being  repurchased;  less  amounts received or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the Custodial Account for distribution in the month of repurchase.

      SAIF:  The Savings Association Insurance Fund, or any successor thereto.

      Sales Price:      With  respect to any  Mortgage  Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged  Property,  the amount paid by the related
Mortgagor for such Mortgaged Property.

      Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket" costs and  expenses  (including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including, but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property, (b) any
enforcement,   administrative  or  judicial  proceedings,   or  any  legal  work  or  advice
specifically  related to  servicing  the  Mortgage  Loans,  including  but not  limited  to,
foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions incidental to the servicing of the  Mortgage  Loans  (provided  that such  expenses  are  reasonable  and that the  Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's  request, provides  documentation  supporting such expense (which documentation would be acceptable to
Fannie Mae),  and provided  further that any such  enforcement,  administrative  or judicial proceeding  does not arise out of a breach of any  representation,  warranty  or covenant of the Company hereunder),  (c) the management and liquidation of the Mortgaged Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes, assessments,  water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation  of the Mortgaged  Property in accordance  with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

      Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the
Purchaser  shall pay to the Company,  which shall,  for a period of one full month, be equal to  one-twelfth  of the  product  of (a) the  Servicing  Fee  Rate  and (b) the  outstanding principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same  principal  amount and period  respecting  which any related  interest payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the interest portion of such Monthly  Payment  collected by the Company,  or as otherwise  provided under
Section  4.05 and in  accordance  with the  Fannie  Mae  Guide(s).  Any fee  payable  to the
Company for  administrative  services  related to any REO  Property as  described in Section
4.13 shall be payable from Liquidation Proceeds of the related REO Property.

      Servicing Fee Rate:  As set forth in the Term Sheet.

      Servicing  File:  With respect to each Mortgage Loan, the file retained by the Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Purchaser and copies of the Mortgage Loan  Documents  listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

      Servicing  Officer:  Any officer of the Company  involved in, or responsible  for, the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears  on a list  of servicing officers furnished by the Company to the Purchaser upon request,  as such list may from time to time be amended.

      Stated Principal  Balance:  As to each Mortgage Loan as of any date of  determination,
(i) the  principal  balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to  the  Purchaser  with  respect  to  the  Mortgage  Loan representing payments or recoveries of principal or advances in lieu thereof.

      Subservicer:  Any subservicer  which is subservicing  the Mortgage Loans pursuant to a
Subservicing  Agreement.  Any subservicer shall meet the qualifications set forth in Section
4.01.

      Subservicing  Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

            Term Sheet:  A supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and  delivered  by the Company and the  Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement of the Mortgage Loans listed on
Schedule I attached  thereto,  which  supplemental  agreement shall contain certain specific information  relating  to such  sale of  such  Mortgage  Loans  and may  contain  additional covenants relating to such sale of such Mortgage Loans.

                                         ARTICLE II

                  PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                       RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                          BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                            DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01      Agreement to Purchase.

      The Company  agrees to sell and the  Purchaser  agrees to purchase the Mortgage  Loans having an aggregate  Stated  Principal  Balance on the related Cut-off Date set forth in the related  Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the  Purchaser  and the Company as  evidenced  by the actual  aggregate  Stated
Principal  Balance of the Mortgage  Loans  accepted by the Purchaser on the related  Closing
Date,  with  servicing  retained  by the  Company.  The  Company  shall  deliver the related
Mortgage  Loan  Schedule  attached to the related  Term Sheet for the  Mortgage  Loans to be purchased on the related  Closing Date to the Purchaser at least two (2) Business Days prior to the related  Closing Date. The Mortgage  Loans shall be sold pursuant to this  Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

      Section 2.02      Purchase Price.

      The Purchase  Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation  (subject to  adjustment  as provided  therein),  multiplied by the Stated
Principal  Balance,  as of the related  Cut-off  Date,  of the  Mortgage  Loan listed on the related  Mortgage Loan Schedule  attached to the related Term Sheet,  after  application  of scheduled  payments of  principal  due on or before the related  Cut-off Date whether or not collected.

      In addition to the Purchase Price as described  above,  the Purchaser shall pay to the
Company, at closing,  accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related  Cut-off Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

      The  Purchase  Price plus  accrued  interest as set forth in the  preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

       Purchaser  shall be entitled  to (1) all  scheduled  principal  due after the related
Cut-off  Date,  (2) all other  recoveries  of  principal  collected  on or after the related
Cut-off Date (provided,  however,  that all scheduled payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3) all payments of interest on the
Mortgage  Loans net of  applicable  Servicing  Fees (minus that  portion of any such payment which is  allocable  to the period  prior to the  related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related Cut-off Date is determined  after application  of payments of principal  due on or before the related  Cut-off Date whether or not collected,  together with any unscheduled  principal  prepayments collected prior to the related Cut-off Date; provided,  however,  that payments of scheduled principal and interest prepaid  for a Due Date  beyond  the  related  Cut-off  Date  shall  not be  applied  to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall be the property of the  Purchaser.  The Company  shall  deposit any such  prepaid  amounts into the
Custodial  Account,  which  account is  established  for the  benefit of the  Purchaser  for subsequent remittance by the Company to the Purchaser.

      Section 2.03      Servicing of Mortgage Loans.

      Simultaneously  with the execution  and delivery of each Term Sheet,  the Company does hereby agree to directly  service the Mortgage  Loans  listed on the related  Mortgage  Loan
Schedule  attached to the related Term Sheet subject to the terms of this  Agreement and the related  Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related Mortgage Loans shall be as set forth in this Agreement.

      Section 2.04      Record  Title and  Possession  of Mortgage  Files;  Maintenance  of
Servicing Files.

      As of the related Closing Date, the Company sold, transferred,  assigned, set over and conveyed to the Purchaser,  without recourse, on a servicing retained basis, and the Company hereby  acknowledges  that the Purchaser has, but subject to the terms of this Agreement and the  related  Term  Sheet,  all the right,  title and  interest of the Company in and to the
Mortgage  Loans.  Company will deliver the Mortgage  Files to the  Custodian  designated  by
Purchaser,  on or before the  related  Closing  Date,  at the  expense of the  Company.  The
Company  shall  maintain a  Servicing  File  consisting  of a copy of the  contents  of each
Mortgage  File and the originals of the documents in each Mortgage File not delivered to the
Purchaser.  The Servicing File shall contain all documents necessary to service the Mortgage
Loans.  The  possession  of  each  Servicing  File  by the  Company  is at the  will  of the
Purchaser,  for the sole purpose of servicing the related  Mortgage Loan, and such retention and  possession by the Company is in a custodial  capacity  only.  From the related  Closing
Date,  the ownership of each Mortgage Loan,  including the Mortgage Note, the Mortgage,  the contents of the related  Mortgage File and all rights,  benefits,  proceeds and  obligations arising therefrom or in connection therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage  Loans  including,  but not limited to, all funds received on or in  connection  with the  Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared  by or which  come into the  possession  of the  Company  shall be received  and held by the Company in trust for the benefit of the  Purchaser as the owner of the Mortgage  Loans.  Any portion of the  Mortgage  Files  retained by the Company  shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the  Mortgage  Loans by the  Purchaser.  The  Company  shall  release  its custody of the contents  of the  Mortgage  Files  only  in  accordance  with  written  instructions  of the
Purchaser,  except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect  thereto  pursuant to this  Agreement  and the  related  Term  Sheet,  such  written instructions shall not be required.

      Section 2.05       Books and Records.

      The sale of each Mortgage  Loan shall be reflected on the Company's  balance sheet and other  financial  statements  as a sale of  assets  by the  Company.  The  Company  shall be responsible for  maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage Loans that shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the
Company shall maintain in its possession,  available for inspection by the Purchaser, or its designee and shall deliver to the  Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and  regulations,  and  requirements of Fannie Mae or
FHLMC, as applicable,  including but not limited to  documentation  as to the method used in determining  the  applicability  of the provisions of the Flood  Disaster  Protection Act of
1973, as amended, to the Mortgaged Property,  documentation evidencing insurance coverage of any condominium  project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section  4.13.  To the extent that  original  documents  are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds,  documents maintained by the Company may be in the form of microfilm or microfiche.

      The  Company  shall  maintain  with  respect  to each  Mortgage  Loan and  shall  make available for inspection by any Purchaser or its designee the related  Servicing File during the time the Purchaser  retains  ownership of a Mortgage  Loan and  thereafter in accordance with applicable laws and regulations.

      In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or examiners  that  regulate  Purchaser,  including  but not limited to, the OTS,  the FDIC and other similar  entities,  access,  during normal  business hours,  upon  reasonable  advance notice to Company and without cost to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the  Mortgage  Loans that may be required  by any  applicable regulator.

      Section 2.06.     Transfer of Mortgage Loans.

      The Company shall keep at its servicing office books and records in which,  subject to such  reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers  of
Mortgage  Loans.  No  transfer of a Mortgage  Loan may be made  unless  such  transfer is in compliance with the terms hereof.  For the purposes of this Agreement,  the Company shall be under no obligation  to deal with any person with respect to this  Agreement or any Mortgage
Loan  unless a notice  of the  transfer  of such  Mortgage  Loan has been  delivered  to the
Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer one or more of the Mortgage  Loans,  provided,  however, that the transferee will not be deemed to be a Purchaser  hereunder binding upon the Company unless such  transferee  shall  agree in writing to be bound by the terms of this  Agreement and an original  counterpart  of the  instrument of transfer in an Assignment and Assumption of this Agreement  substantially  in the form of Exhibit D hereto executed by the transferee shall have been  delivered to the Company.  The  Purchaser  also shall advise the Company of the transfer.  Upon receipt of notice of the transfer,  the Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such  assignee,  and the previous
Purchaser  shall be released  from its  obligations  hereunder  with respect to the Mortgage
Loans sold or transferred.

      Section 2.07      Delivery of Mortgage Loan Documents.

            The Company  shall  deliver and release to the  Purchaser  or its  designee  the
Mortgage Loan Documents in accordance  with the terms of this Agreement and the related Term
Sheet.  The  documents  enumerated  as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and
(16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3)  Business  Days prior to the  related  Closing  Date  pursuant  to a bailee letter  agreement.  All other documents in Exhibit A hereto,  together with all other documents  executed  in  connection  with the  Mortgage  Loan that  Company  may have in its possession,  shall be  retained by the  Company in trust for the  Purchaser.  If the Company cannot  deliver the original  recorded  Mortgage  Loan  Documents or the original  policy of title insurance,  including riders and  endorsements  thereto,  on the related Closing Date, the Company  shall,  promptly  upon receipt  thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents,  including original recorded documents,  to the  Purchaser or its designee  (unless the Company is delayed in making such delivery  by  reason of the fact that such  documents  shall not have been  returned  by the appropriate  recording  office).  If delivery is not completed within 120 days solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been returned by the appropriate  recording  office,  Company shall deliver such document to
Purchaser,  or its designee,  within such time period as specified in a Company's  Officer's
Certificate.  In the event that  documents  have not been received by the date  specified in the Company's Officer's  Certificate,  a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior  Company's  Officer's  Certificate,  stating a revised  date for  receipt of  documentation.  The  procedure  shall be  repeated  until the documents  have been received and  delivered.  If delivery is not completed  within 180 days solely  due to delays  in making  such  delivery  by reason of the fact that such  documents shall  not have been  returned  by the  appropriate  recording  office,  the  Company  shall continue  to use its  best  efforts  to  effect  delivery  as soon as  possible  thereafter, provided  that if such  documents  are not  delivered  by the 270th day from the date of the related  Closing  Date,  the Company  shall  repurchase  the related  Mortgage  Loans at the
Repurchase Price in accordance with Section 3.03 hereof.

      The Company  shall pay all initial  recording  fees,  if any, for the  assignments  of mortgage and any other fees in  connection  with the  transfer of all original  documents to the Purchaser or its designee.  Company shall prepare,  in recordable  form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser,  or its designee.  Company shall be responsible for recording the assignments of mortgage.

      Company shall provide an original or duplicate  original of the title insurance policy to  Purchaser  or its  designee  within  ninety  (90) days of the  receipt  of the  recorded documents (required for issuance of such policy) from the applicable recording office.

      Any review by the  Purchaser,  or its designee,  of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

      If the  Purchaser  or its  designee  discovers  any defect with  respect to a Mortgage
File, the Purchaser  shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

      The Company  shall  forward to the  Purchaser,  or its  designee,  original  documents evidencing  an  assumption,  modification,  consolidation  or extension of any Mortgage Loan entered into in  accordance  with  Section 4.01 or 6.01 within one week of their  execution;
provided,  however,  that the Company shall provide the Purchaser,  or its designee,  with a certified true copy of any such document  submitted for  recordation  within one week of its execution,  and shall provide the original of any document  submitted for  recordation  or a copy of such document  certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

      From  time to time the  Company  may have a need for  Mortgage  Loan  Documents  to be released from  Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee, upon the written  request of the  Company,  within ten (10)  Business  Days,  deliver to the
Company,  any  requested  documentation  previously  delivered  to  Purchaser as part of the
Mortgage File,  provided that such  documentation is promptly returned to Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during the time that any such  documentation  is held by the Company,  such possession is in trust for the benefit of Purchaser.  Company shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and  reasonable  attorney's  fees)  resulting  from or related to the loss,  damage,  or  misplacement  of any  documentation  delivered to Company pursuant to this paragraph.

      Section 2.08      Quality Control Procedures.

      The Company must have an internal quality control program that verifies,  on a regular basis,  the  existence  and  accuracy of the legal  documents,  credit  documents,  property appraisals,  and  underwriting  decisions.  The program  must be capable of  evaluating  and monitoring  the  overall  quality  of its loan  production  and  servicing  activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance  with prudent  mortgage  banking  practices and accounting  principles;  guard against  dishonest, fraudulent,  or  negligent  acts;  and guard  against  errors  and  omissions  by  officers, employees, or other authorized persons.

      Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment is made by a Mortgagor on or prior to three months after the related Closing Date], the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment.  Such remittance shall be made by the Company to
Purchaser no later than the third Business Day following receipt of such Principal
Prepayment by the Company.

           In the event either of the first three (3) scheduled  Monthly  Payments which are due under any Mortgage Loan after the related  Cut-off Date are not made during the month in which  such  Monthly  Payments  are due,  then not later than five (5)  Business  Days after notice to the Company by Purchaser  (and at  Purchaser's  sole option),  the Company,  shall repurchase  such  Mortgage  Loan from the Purchaser  pursuant to the  repurchase  provisions contained in this Subsection 3.03.

      Section 2.10      Modification of Obligations.

      Purchaser may,  without any notice to Company,  extend,  compromise,  renew,  release, change,  modify,  adjust or alter, by operation of law or otherwise,  any of the obligations of the  Mortgagors or other  persons  obligated  under a Mortgage Loan without  releasing or otherwise  affecting the  obligations  of Company under this  Agreement,  or with respect to such  Mortgage  Loan,  except to the  extent  Purchaser's  extension,  compromise,  release, change,  modification,  adjustment,  or alteration  affects Company's ability to collect the
Mortgage Loan or realize on the security of the  Mortgage,  but then only to the extent such action has such effect.
                                        ARTICLE III

                             REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

      Section 3.01      Representations and Warranties of the Company.

      The Company  represents,  warrants and  covenants  to the  Purchaser  that,  as of the related Closing Date or as of such date specifically provided herein:

      (a)   The Company is a  corporation,  duly  organized,  validly  existing  and in good standing  under the laws of the State of New York and has all  licenses  necessary  to carry out its business as now being conducted,  and is licensed and qualified to transact business in and is in good standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under applicable law from such licensing or qualification or is otherwise not required under  applicable  law to effect such  licensing or  qualification and no demand for such  licensing  or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such state to the  extent  necessary  to  ensure  the  enforceability  of each  Mortgage  Loan  and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

      (b) The Company  has the full power and  authority  and legal right to hold,  transfer and convey each  Mortgage  Loan,  to sell each  Mortgage  Loan and to  execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related  Term Sheet and to conduct its  business as  presently  conducted,  has duly authorized  the execution,  delivery and  performance of this Agreement and the related Term
Sheet  and any  agreements  contemplated  hereby,  has  duly  executed  and  delivered  this
Agreement  and the related Term Sheet,  and any  agreements  contemplated  hereby,  and this
Agreement  and  the  related  Term  Sheet  and  each  Assignment  to the  Purchaser  and any agreements  contemplated  hereby,  constitutes a legal,  valid and binding obligation of the
Company,  enforceable  against it in accordance with its terms, and all requisite  corporate action has been taken by the Company to make this  Agreement  and the related Term Sheet and all  agreements  contemplated  hereby valid and binding upon the Company in accordance  with their terms;

      (c) Neither the execution  and delivery of this  Agreement and the related Term Sheet, nor the  origination  or  purchase of the  Mortgage  Loans by the  Company,  the sale of the
Mortgage Loans to the Purchaser,  the consummation of the transactions  contemplated hereby, or the  fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will  conflict  with any of the terms,  conditions  or  provisions of the
Company's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement or instrument  to which the  Company is now a party or by which it is bound,  or  constitute  a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its  properties  are  subject,  or impair  the  ability of the  Purchaser  to realize on the
Mortgage Loans.

      (d) There is no  litigation,  suit,  proceeding  or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which,  either in any one instance or in the aggregate,  is reasonably likely to have a  material  adverse  effect  on the  sale of the  Mortgage  Loans,  the  execution, delivery,  performance or  enforceability  of this Agreement and the related Term Sheet,  or which is reasonably  likely to have a material adverse effect on the financial  condition of the Company.

      (e) No consent,  approval,  authorization or order of any court or governmental agency or body is  required  for the  execution,  delivery  and  performance  by the  Company of or compliance by the Company with this Agreement or the related Term Sheet,  or the sale of the
Mortgage  Loans and delivery of the Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement  or the related  Term Sheet,  except for consents, approvals, authorizations and orders which have been obtained;

      (f)  The  consummation  of the  transactions  contemplated  by this  Agreement  or the related  Term Sheet is in the ordinary  course of business of the Company and  Company,  and the  transfer,  assignment  and  conveyance  of the Mortgage  Notes and the Mortgages by the
Company  pursuant  to this  Agreement  or the  related  Term  Sheet are not  subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (g) The  origination  and  servicing  practices  used  by the  Company  and any  prior originator  or servicer  with respect to each Mortgage Note and Mortgage have been legal and in accordance with  applicable laws and regulations and the Mortgage Loan Documents,  and in all  material  respects  proper  and  prudent  in the  mortgage  origination  and  servicing business.  Each  Mortgage  Loan has been  serviced in all material  respects  with  Accepted
Servicing  Practices.  With respect to escrow  deposits and  payments  that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the possession of, or under the  control  of,  the  Company,  and there  exist no  deficiencies  in  connection therewith for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage  Note and Mortgage.  As to any Mortgage Loan that is the subject of an  escrow,  escrow of funds is not  prohibited  by  applicable  law and has been established  in an amount  sufficient to pay for every escrowed item that remains unpaid and has been  assessed but is not yet due and payable.  No escrow  deposits or other  charges or payments  due  under the  Mortgage  Note have been  capitalized  under any  Mortgage  or the related Mortgage Note;

      (h) The Company used no selection  procedures  that  identified  the Mortgage Loans as being less  desirable or valuable  than other  comparable  mortgage  loans in the  Company's portfolio at the related Cut-off Date;

      (i)   The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser  as a sale for  reporting and  accounting  purposes  and, to the extent  appropriate,  for federal income tax purposes;

      (j)   Company is an approved  seller/servicer of residential mortgage loans for Fannie
Mae, FHLMC and HUD, with such facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and regulations, if applicable,  meets the minimum capital  requirements set forth by the OCC, and is in good standing to sell mortgage  loans to and service  mortgage loans for Fannie Mae and FHLMC and no  event  has  occurred  which  would  make  Company  unable  to  comply  with  eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

      (k)   The Company does not  believe,  nor does it have any cause or reason to believe, that it cannot  perform each and every  covenant  contained in this Agreement or the related
Term Sheet.  The Company is solvent  and the sale of the  Mortgage  Loans will not cause the
Company to become  insolvent.  The sale of the  Mortgage  Loans is not  undertaken  with the intent to hinder, delay or defraud any of the Company's creditors;

      (l)   No statement,  tape, diskette, form, report or other document prepared by, or on behalf of,  Company  pursuant to this  Agreement or the related Term Sheet or in  connection with the transactions  contemplated  hereby,  contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

      (m)   The  Company   acknowledges   and  agrees  that  the  Servicing  Fee  represents
reasonable  compensation  for  performing  such  services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation  for the servicing  and  administration  of the Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by Company  upon the sale of the  Mortgage
Loans to  Purchaser  under  this  Agreement  and the  related  Term Sheet  constitutes  fair consideration for the Mortgage Loans under current market conditions.

      (n)   Company has delivered to the Purchaser  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except  as set  forth in the  notes  thereto.  There  has been no  change  in the  business, operations,  financial condition,  properties or assets of the Company since the date of the
Company's financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

      (o)   The  Company has not dealt with any broker,  investment  banker,  agent or other person that may be entitled to any commission or  compensation  in connection  with the sale of the Mortgage Loans;

      Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

      References in this Section to  percentages of Mortgage Loans refer in each case to the percentage  of the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans as of the
related Cut-off Date,  based on the outstanding  Stated  Principal  Balances of the Mortgage
Loans as of the related  Cut-off Date, and giving effect to scheduled  Monthly  Payments due on or prior to the related Cut-off Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected  aggregate
Stated  Principal  Balances of the related  Mortgage  Loans  (determined as described in the preceding  sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

       (a) The information  set forth in the Mortgage Loan Schedule  attached to the related
Term Sheet is true,  complete and correct in all material respects as of the related Cut-Off
Date;

      (b)   The Mortgage creates a valid,  subsisting and enforceable  first lien or a first priority  ownership  interest  in an estate  in fee  simple in real  property  securing  the related  Mortgage  Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general application affecting the rights of creditors;

      (c) All payments due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been  dishonored;  there are no material  defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds,  or induced,  solicited  or  knowingly  received  any advance of funds from a party other than the owner of the Mortgaged  Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount  required by the Mortgage Loan. As of the related
Closing Date, all of the Mortgage  Loans will have an actual  interest paid to date of their related  Cut-off  Date(or  later) and will be due for the  scheduled  monthly  payment  next succeeding  the Cut-off Date (or later),  as  evidenced by a posting to Company's  servicing collection  system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related
Closing Date nor has any  scheduled  payment been  delinquent  at any time during the twelve
(12)  months  prior  to the  month  of the  related  Closing  Date.  For  purposes  of  this paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

      (d) There are no  defaults  by Company in  complying  with the terms of the  Mortgage, and all taxes,  governmental  assessments,  insurance  premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed  item  which  remains  unpaid  and which has been  assessed  but is not yet due and payable;

      (e) The terms of the Mortgage  Note and the Mortgage have not been  impaired,  waived, altered or modified in any respect,  except by written  instruments which have been recorded to the  extent any such  recordation  is  required  by law,  or,  necessary  to protect  the interest of the  Purchaser.  No instrument of waiver,  alteration or  modification  has been executed  except  in  connection  with  a  modification  agreement  and  which  modification agreement is part of the Mortgage  File and the terms of which are  reflected in the related
Mortgage Loan Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms  thereof  except in  connection  with an  assumption  agreement  and which  assumption agreement is part of the Mortgage  File and the terms of which are  reflected in the related
Mortgage Loan Schedule;  the substance of any such waiver,  alteration or  modification  has been  approved  by the issuer of any related  Primary  Mortgage  Insurance  Policy and title insurance policy, to the extent required by the related policies;

      (f) The Mortgage  Note and the  Mortgage  are not subject to any right of  rescission, set-off,  counterclaim or defense, including,  without limitation, the defense of usury, nor will  the  operation  of any of the  terms  of the  Mortgage  Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense, including the defense of usury,  and no such right of rescission,  set-off,  counterclaim or defense has been  asserted  with  respect  thereto;  and as of the related  Closing Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (g) All  buildings  or other  customarily  insured  improvements  upon  the  Mortgaged
Property  are  insured by a Qualified  Insurer,  against  loss by fire,  hazards of extended coverage and such other  hazards as are  provided  for in the Fannie Mae or FHLMC Guide,  as well as all additional  requirements  set forth in Section 4.10 of this Agreement.  All such standard  hazard  policies  are in full force and effect  and  contain a standard  mortgagee clause naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all premiums  due thereon  have been paid.  If required by the
Flood Disaster  Protection Act of 1973, as amended,  the Mortgage Loan is covered by a flood insurance  policy  meeting  the  requirements  of the  current  guidelines  of  the  Federal
Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements,  as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.  Such policy was issued by a Qualified  Insurer.  The Mortgage  obligates  the  Mortgagor  thereunder  to maintain all such  insurance at the  Mortgagor's  cost and expense,  and on the  Mortgagor's failure to do so,  authorizes  the holder of the Mortgage to maintain such  insurance at the
Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.  Neither the Company  (nor any prior  originator  or servicer of any of the  Mortgage  Loans) nor any
Mortgagor  has  engaged  in any act or  omission  which has  impaired  or would  impair  the coverage of any such policy,  the benefits of the  endorsement  provided for herein,  or the validity and binding effect of either;

      (h) Any and all  requirements  of any federal,  state or local law including,  without limitation,  usury,  truth-in-lending,  real estate settlement  procedures,  consumer credit protection,  equal credit  opportunity  or disclosure  laws  applicable to the Mortgage Loan have been complied with in all material  respects.  None of the Mortgage Loans are (a) loans subject to 12 CFR Part  226.31,  12 CFR Part 226.32 or 12 CFR Part 226.34 of  Regulation  Z,
the regulation  implementing TILA, which implements the Home Ownership and Equity Protection
Act of 1994, as amended or (b)  classified  and/or defined as a "high cost",  "covered",  or
"predatory"  loan under any other state,  federal or local law or  regulation  or ordinance, including,  but not limited to, the States of Georgia and North Carolina and the City of New
York. The Company  maintains,  and shall  maintain,  evidence of such compliance as required by applicable  law or regulation  and shall make such evidence  available for  inspection at the Company's office during normal business hours upon reasonable advance notice;

      (i) The  Mortgage has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been released from the lien of the
Mortgage,  in whole or in part nor has any  instrument  been  executed that would effect any such release,  cancellation,  subordination  or  rescission.  The Company has not waived the performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform such action  would  cause the  Mortgage  Loan to be in default,  nor has the  Company  waived any default resulting from any action or inaction by the Mortgagor;

      (j)   The Mortgage is a valid,  subsisting,  enforceable  and perfected  first lien on the  Mortgaged  Property,  including  all  buildings  on  the  Mortgaged  Property  and  all installations and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings, and all additions,  alterations and replacements made at any time with respect to the  foregoing  securing  the Mortgage  Note's  original  principal  balance subject  to  principles  of  equity,  bankruptcy,  insolvency  and  other  laws  of  general application  affecting  the rights of  creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any  security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the Mortgage subject only to (1) the lien of  non-delinquent  current real property  taxes and  assessments  not yet due and payable,  (2)  covenants,  conditions  and restrictions,  rights of way,  easements  and other  matters of the public  record as of the date of recording  which are  acceptable  to mortgage  lending  institutions  generally  and either (A) which are referred to in the lender's  title  insurance  policy  delivered to the originator or otherwise  considered in the appraisal made for the originator of the Mortgage
Loan, or (B) which do not adversely  affect the  residential  use or Appraised  Value of the
Mortgaged  Property  as set forth in such  appraisal,  and (3) other  matters  to which like properties are commonly  subject which do not  individually  or in the aggregate  materially interfere  with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or marketability  of the related  Mortgaged  Property.  Any security agreement,  chattel  mortgage or equivalent  document related to and delivered in connection with the  Mortgage  Loan  establishes  and  creates  a valid,  subsisting,  enforceable  and perfected  first  lien and  first  priority  security  interest  on the  property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

      (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance  with its terms subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of  creditors,  and the Company has taken all action necessary to transfer such rights of enforceability  to the Purchaser.  All parties to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter into the
Mortgage Loan and to execute and deliver the Mortgage  Note and the  Mortgage.  The Mortgage
Loan  Documents are on forms  acceptable to Fannie Mae and FHLMC.  The Mortgage Note and the
Mortgage have been duly and properly executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage  Loan has taken  place on the part of  Company  or the  Mortgagor,  or on the part of any other  party involved  in the  origination  or  servicing  of the  Mortgage  Loan.  The  proceeds  of the
Mortgage Loan have been fully  disbursed  and there is no  requirement  for future  advances thereunder,  and any and all  requirements  as to  completion  of any  on-site  or  off-site improvements  and as to  disbursements of any escrow funds therefor have been complied with.
All costs,  fees and  expenses  incurred  in making or  closing  the  Mortgage  Loan and the recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (l)  The  Company  is  the  sole  owner  and  holder  of the  Mortgage  Loan  and  the indebtedness  evidenced by the  Mortgage  Note.  Upon the sale of the  Mortgage  Loan to the
Purchaser,  the Company  will retain the  Mortgage  File or any part  thereof  with  respect thereto not  delivered to the  Purchaser or the  Purchaser's  designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan.  Immediately  prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage
Note and the  Mortgage,  were not  subject  to an  assignment,  sale or pledge to any person other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner  thereof and had full right to transfer  and sell the Mortgage  Loan to the  Purchaser free and clear of any encumbrance,  equity, lien, pledge, charge, claim or security interest and has the full  right  and  authority  subject  to no  interest  or  participation  of, or agreement  with,  any other  party,  to sell and assign the Mortgage  Loan  pursuant to this
Agreement and following the sale of the Mortgage  Loan, the Purchaser will own such Mortgage
Loan  free and clear of any  encumbrance,  equity,  participation  interest,  lien,  pledge, charge,  claim or  security  interest.  The  Company  intends  to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the
Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date, the Company will not have any right to modify  or alter the terms of the sale of the  Mortgage  Loan and the  Company  will not have any  obligation  or right to  repurchase  the  Mortgage  Loan or substitute  another  Mortgage Loan,  except as provided in this  Agreement,  or as otherwise agreed to by the Company and the Purchaser;

      (m) Each  Mortgage  Loan is  covered by an ALTA  lender's  title  insurance  policy or other  generally  acceptable  form of policy or insurance  acceptable to Fannie Mae or FHLMC
(including  adjustable rate  endorsements),  issued by a title insurer  acceptable to Fannie
Mae or FHLMC and qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the
Company,  its successors  and assigns,  as to the first priority lien of the Mortgage in the original  principal  amount  of the  Mortgage  Loan and  against  any loss by  reason of the invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage providing for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or  regulation,  the  Mortgagor  has been given the  opportunity  to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns, is the sole insured of such lender's title insurance  policy,  such title  insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment to the Purchaser of the  Company's  interest  therein  does not require the  consent of or  notification  to the insurer and such lender's title insurance  policy is in full force and effect and will be in full  force and  effect  upon the  consummation  of the  transactions  contemplated  by this
Agreement.  No claims have been made under such  lender's  title  insurance  policy,  and no prior holder or servicer of the related Mortgage,  including the Company, nor any Mortgagor, has done,  by act or omission,  anything  which would  impair the coverage of such  lender's title insurance policy;

      (n) There is no default,  breach,  violation or event of  acceleration  existing under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute a default, breach, violation or event permitting  acceleration;  and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

      (o) There are no  mechanics'  or  similar  liens or claims  which  have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens prior to or equal to the lien of the related Mortgage;

      (p) All  improvements  subject to the Mortgage  which were  considered in  determining the appraised value of the Mortgaged  Property lie wholly within the boundaries and building restriction  lines of the Mortgaged  Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining  properties encroach upon the Mortgaged
Property except those which are insured  against by the title  insurance  policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

      (q)  Each  Mortgage  Loan  was  originated  by or for the  Company  pursuant  to,  and conforms  with,  the Company's  underwriting  guidelines  attached as Exhibit H hereto.  The
Mortgage  Loan bears  interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the Mortgage Note are due and payable on the first day of each month.  The  Mortgage  contains  the usual and  enforceable provisions of the Company at the time of origination for the  acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

      (r) The Mortgaged  Property is not subject to any material  damage.  At origination of the Mortgage Loan there was not, since  origination of the Mortgage Loan there has not been, and there  currently is no proceeding  pending for the total or partial  condemnation of the
Mortgaged  Property.  The Company has not received  notification  that any such  proceedings are scheduled to commence at a future date;

      (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof  adequate for the  realization  against the Mortgaged Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's sale, and (2) otherwise by  judicial  foreclosure.  There  is no  homestead  or  other  exemption  available  to the
Mortgagor  which  would  interfere  with  the  right  to sell the  Mortgaged  Property  at a trustee's sale or the right to foreclose the Mortgage;

      (t) If the  Mortgage  constitutes  a deed of trust,  a  trustee,  authorized  and duly qualified if required under applicable law to act as such, has been properly  designated and currently so serves and is named in the Mortgage, and no fees or expenses,  except as may be required by local law, are or will become  payable by the Purchaser to the trustee under the deed of trust,  except in connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

      (u) The Mortgage File contains an appraisal of the related  Mortgaged  Property signed prior to the final  approval of the  mortgage  loan  application  by a Qualified  Appraiser, approved by the Company, who had no interest,  direct or indirect, in the Mortgaged Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or  disapproval  of the Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the Federal  Institutions  Reform,
Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder,  all as in effect on the date the Mortgage Loan was  originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

      (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee, assignee,  pledgee or otherwise,  are (or, during the period in which they held and disposed
of  such  interest,   were)  (A)  in  compliance  with  any  and  all  applicable  licensing requirements  of the laws of the state  wherein the Mortgaged  Property is located,  and (B)
(1) organized  under the laws of such state,  or (2) qualified to do business in such state, or (3) federal  savings and loan  associations or national banks or a Federal Home Loan Bank or savings bank having  principal  offices in such state,  or (4) not doing business in such state;

      (w) The  related  Mortgage  Note is not and has not  been  secured  by any  collateral except the lien of the  corresponding  Mortgage and the security  interest of any applicable security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

      (x) The Mortgagor  has received and has executed,  where  applicable,  all  disclosure materials required by applicable law with respect to the making of such mortgage loans;

      (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features;  No
Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

      (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not insolvent and the
Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage, the  Mortgaged  Property,  the  Mortgagor  or the  Mortgagor's  credit  standing  that could reasonably  be expected to cause  investors to regard the Mortgage  Loan as an  unacceptable investment,  cause the Mortgage Loan to become  delinquent,  or materially  adversely affect the value or marketability of the Mortgage Loan;

      (aa) Each  Mortgage  Loan  bears  interest  based  upon a thirty  (30) day month and a three  hundred  and sixty  (360) day year.  The  Mortgage  Loans  have an  original  term to maturity of not more than thirty (30) years,  with interest  payable in arrears on the first day of each month. As to each  adjustable rate Mortgage Loan, on each applicable  Adjustment
Date,  the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the applicable Margin;  provided, that the Mortgage Interest Rate, on each applicable Adjustment
Date,  will not  increase  by more  than the  Initial  Rate Cap or  Periodic  Rate  Cap,  as applicable.  Over the term of each  adjustable  rate Mortgage  Loan,  the Mortgage  Interest
Rate will not exceed such Mortgage  Loan's  Lifetime  Rate Cap.  None of the Mortgage  Loans
are "interest-only"  Mortgage Loans or "negative  amortization" Mortgage Loans. With respect to each  adjustable  rate Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient (a) during the period prior to the first  adjustment to the Mortgage  Interest
Rate, to fully  amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest Rate, and (b) during the period following each Adjustment  Date, to fully amortize the outstanding  principal  balance as of the first day of such period over the then  remaining  term of such  Mortgage Note and to pay interest at the related  Mortgage  Interest Rate. With respect to each adjustable rate Mortgage Loan, the Mortgage  Note  provides  that when the Mortgage  Interest Rate changes on an Adjustment
Date, the then outstanding  principal balance will be reamortized over the remaining life of the Mortgage  Loan.  No Mortgage Loan  contains  terms or  provisions  which would result in negative  amortization.  None of the Mortgage Loans contain a conversion feature which would cause the Mortgage  Loan  interest  rate to convert to a fixed  interest  rate.  None of the
Mortgage Loans are considered agricultural loans;

      (bb)  (INTENTIONALLY LEFT BLANK)

      (cc)  (INTENTIONALLY LEFT BLANK)

      (dd)  (INTENTIONALLY LEFT BLANK)

      (ee)  (INTENTIONALLY LEFT BLANK)

      (ff)  (INTENTIONALLY LEFT BLANK)

      (gg) (INTENTIONALLY LEFT BLANK)

      (hh)  In the event the Mortgage  Loan had an LTV at  origination  greater than 80.00%, the excess of the principal  balance of the Mortgage Loan over 75.0% of the Appraised  Value of the Mortgaged  Property with respect to a Refinanced  Mortgage Loan, or the lesser of the
Appraised  Value or the purchase price of the Mortgaged  Property with respect to a purchase money  Mortgage  Loan was  insured as to payment  defaults by a Primary  Mortgage  Insurance
Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such  Primary  Mortgage  Insurance  Policy have been and are being  complied  with,  such policy is in full force and effect,  and all  premiums  due  thereunder  have been paid.  No
Mortgage Loan requires payment of such premiums,  in whole or in part, by the Purchaser.  No action,  inaction,  or event has  occurred  and no state of facts  exists  that has, or will result in the exclusion from,  denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage  Insurance  Policy obligates the Mortgagor  thereunder to maintain the
Primary  Mortgage  Insurance  Policy,  subject  to state  and  federal  law,  and to pay all premiums  and  charges  in  connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing  Date which has  resulted or will result in an  exclusion from,  denial  of, or  defense to  coverage  under any  Primary  Mortgage  Insurance  Policy
(including,  without  limitation,  any exclusions,  denials or defenses which would limit or reduce the  availability  of the timely payment of the full amount of the loss otherwise due thereunder  to the  insured)  whether  arising  out  of  actions,  representations,  errors, omissions,  negligence,  or fraud of the Company or the  Mortgagor,  or for any other reason under such  coverage;  The mortgage  interest rate for the Mortgage Loan as set forth on the related  Mortgage Loan Schedule is net of any such insurance  premium.  None of the Mortgage
Loans are subject to "lender-paid" mortgage insurance;

      (ii)  The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

      (jj)  None of the  Mortgage  Loans are secured by an  interest in a leasehold  estate.
The  Mortgaged  Property is located in the state  identified  in the related  Mortgage  Loan
Schedule and consists of a single  parcel of real  property  with a detached  single  family residence  erected  thereon,  or a  townhouse,  or a  two-to  four-family  dwelling,  or  an individual  condominium  unit in a condominium  project,  or an individual unit in a planned unit  development  or a de minimis  planned unit  development,  provided,  however,  that no residence  or dwelling is a single  parcel of real  property  with a  manufactured  home not affixed to a permanent  foundation,  or a mobile home. Any condominium  unit or planned unit development  conforms  with  the  Company's  underwriting  guidelines.  As of  the  date  of origination,  no portion of any Mortgaged  Property was used for  commercial  purposes,  and since the Origination Date, no portion of any Mortgaged  Property has been, or currently is, used for commercial purposes;

      (kk)  Payments on the Mortgage  Loan  commenced no more than sixty (60) days after the funds were  disbursed in connection  with the Mortgage Loan. The Mortgage Note is payable on the first day of each  month in  monthly  installments  of  principal  and  interest,  which installments  are subject to change due to the adjustments to the Mortgage  Interest Rate on each  Adjustment  Date,  with  interest  calculated  and  payable  in  arrears.  Each of the
Mortgage  Loans will amortize fully by the stated  maturity  date,  over an original term of not more than thirty years from commencement of amortization;

      (ll)  As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully occupied under  applicable law, and all inspections,  licenses and certificates  required to be made or issued with respect to all occupied portions of the Mortgaged  Property and, with respect to the use and occupancy of the same,  including but not limited to  certificates of occupancy  and  fire  underwriting  certificates,  have  been  made  or  obtained  from  the appropriate authorities;

      (mm)  There is no  pending  action or  proceeding  directly  involving  the  Mortgaged
Property in which  compliance  with any  environmental  law, rule or regulation is an issue;
there is no violation  of any  environmental  law,  rule or  regulation  with respect to the
Mortgaged Property;  and the Company has not received any notice of any environmental hazard on the  Mortgaged  Property  and nothing  further  remains to be done to satisfy in full all requirements  of each such law, rule or regulation  constituting a  prerequisite  to use and enjoyment of said property;

      (nn)  The Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor  under the  Soldiers'  and Sailors'  Civil
Relief Act of 1940;

      (oo)  No Mortgage Loan is a construction or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

      (pp)  The Mortgagor for each Mortgage Loan is a natural person;

      (qq)  None of the Mortgage Loans are Co-op Loans;

      (rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such
Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

      (ss)  With  respect to each  Mortgage  Loan  either (i) the fair  market  value of the
Mortgaged  Property  securing  such  Mortgage  Loan was at least  equal to 80 percent of the original  principal  balance  of such  Mortgage  Loan at the  time  such  Mortgage  Loan was originated  or (ii) (a) the Mortgage  Loan is only secured by the Mortgage  Property and (b)
substantially  all of the proceeds of such  Mortgage Loan were used to acquire or to improve or protect the  Mortgage  Property.  For the  purposes  of the  preceding  sentence,  if the
Mortgage  Loan has been  significantly  modified  other  than as a result of a default  or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

      (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the  Secretary of
Housing and Urban Development  pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance company  or similar  institution  which is  supervised  and  examined  by a federal or state authority;

      (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the
Mortgaged Properties are timeshares;

      (vv) All of the terms of the Mortgage  pertaining to interest rate  adjustments, payment  adjustments and adjustments of the  outstanding  principal  balance are enforceable,  all such  adjustments  have  been  properly  made,  including  the mailing of required  notices,  and such  adjustments  do not and will not affect the priority of the Mortgage  lien.  With  respect to each  Mortgage  Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the
      Mortgage Loan to determine  whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage; and

      (ww) Each Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents required  pursuant to this  Agreement to be delivered to the Purchaser or its  designee,  or its assignee for each  Mortgage  Loan,  have been,  on or before the related  Closing  Date, delivered to the Purchaser or its designee, or its assignee.

      Section 3.03      Repurchase; Substitution.

      It is  understood  and agreed that the  representations  and  warranties  set forth in
Sections  3.01 and 3.02 shall  survive the sale of the  Mortgage  Loans and  delivery of the
Mortgage Loan  Documents to the Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage
Note or Assignment or the  examination,  or lack of examination,  of any Mortgage File. Upon discovery  by either  the  Company  or the  Purchaser  of a breach  of any of the  foregoing representations  and  warranties  which  materially  and adversely  affects the value of the
Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party  discovering such breach shall give prompt written  notice to the other.  The Company shall have a period of sixty (60) days from the  earlier of its  discovery  or its receipt of notice of any such breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees that if any such breach is not  corrected or cured within such sixty day period,  the
Company  shall,  at the  Purchaser's  option  and not  later  than  ninety  (90) days of its discovery  or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the
Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option, substitute  a Mortgage  Loan as  provided  below.  In the event that any such  breach  shall involve any  representation  or warranty set forth in Section  3.01,  and such breach is not cured within sixty (60) days of the earlier of either  discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such  repurchase  shall be  accomplished  by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

      If the Company is required to  repurchase  any Mortgage  Loan pursuant to this Section
3.03, the Company may, with the  Purchaser's  prior consent and at Purchaser's  sole option, within ninety (90) days from the related Closing Date,  remove such defective  Mortgage Loan from the terms of this  Agreement and  substitute  another  mortgage loan for such defective
Mortgage  Loan,  in lieu of  repurchasing  such  defective  Mortgage  Loan.  Any  substitute
Mortgage  Loan is subject to  Purchaser  acceptability.  Any  substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

      The Company shall amend the related  Mortgage Loan Schedule to reflect the  withdrawal of the removed  Mortgage Loan from this Agreement and the  substitution  of such  substitute
Mortgage Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered  to it  relating  to  the  substitute  Mortgage  Loan.  In  the  event  of  such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments  made thereon during such month shall be the property of the Purchaser  and accrued  interest for such month on the Mortgage Loan for which the substitution is made and any Principal  Prepayments made thereon during such month shall be the property of the Company.  The principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of  substitution  shall be the  property of the Company and the principal  payment on the Mortgage Loan for which the  substitution  is made due on such date shall be the property of the Purchaser.

      For any month in which the Company is permitted to substitute  one or more  substitute
Mortgage  Loans,  the  Company  will  determine  the amount (if any) by which the  aggregate
Stated  Principal  Balance  (after  application  of the  principal  portion of all scheduled payments  due in the month of  substitution)  of all the  substitute  Mortgage  Loans in the
month  of  substitution  is  less  then  the  aggregate  Stated  Principal   Balance  (after
application  of the  principal  portion  of the  scheduled  payment  due  in  the  month  of substitution)  of the such replaced  Mortgage Loan. An amount equal to the aggregate of such deficiencies  described in the preceding sentence for any Remittance Date shall be deposited into the  Custodial  Account by the Company on the related  Determination  Date in the month following the calendar month during which the substitution occurred.

      It is  understood  and agreed  that the  obligation  of the  Company set forth in this
Section  3.03 to cure,  repurchase  or  substitute  for a defective  Mortgage  Loan,  and to indemnify Purchaser pursuant to Section 8.01,  constitute the sole remedies of the Purchaser respecting a breach of the foregoing  representations  and warranties.  If the Company fails to repurchase or substitute  for a defective  Mortgage Loan in accordance  with this Section
3.03, or fails to cure a defective Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance with this Section 3.03, or to indemnify  Purchaser pursuant to Section 8.01, that failure  shall be an Event of Default  and the  Purchaser  shall be  entitled  to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the  Purchaser  to terminate  this  Agreement  for cause,  as set forth in Sections 10.01 and 11.01.

      Any cause of action  against the  Company  relating to or arising out of the breach of any  representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any
Mortgage  Loan upon (i) the  earlier of  discovery  of such  breach by the Company or notice thereof by the Purchaser to the Company,  (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified  above,  and (iii) demand upon the Company by the
Purchaser for compliance with this Agreement.

      In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary provision of this Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the  applicable  REMIC's  "start up day" (as  defined  in Section  860G(a)  (9) of the
Code),  unless the  Company  has  obtained  an  Opinion  of Counsel to the effect  that such substitution will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section 860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

      Section 3.04      Representations and Warranties of the Purchaser.

      The  Purchaser  represents,  warrants and  convenants  to the Company  that, as of the related Closing Date or as of such date specifically provided herein:

(a)   The Purchaser is a corporation,  dully organized validly existing and in good standing under the laws of the State of Delaware  and is  qualified  to transact  business  in, is in good standing  under the laws of, and  possesses  all licenses  necessary for the conduct of its  business  in, each state in which any  Mortgaged  Property  is located or is  otherwise except or not required under applicable law to effect such qualification or license;

(b)   The Purchaser  has full power and  authority to hold each  Mortgage  Loan, to purchase each  Mortgage  Loan  pursuant to this  Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions  contemplated by this
Agreement  and the related Term Sheet and to conduct its  business as  presently  conducted, has duly  authorized  the  execution,  delivery and  performance  of this  Agreement and the related Term Sheet,  has duly  executed and  delivered  this  Agreement and the related Term
Sheet;

      (c)   None of the  execution  and  delivery of this  Agreement  and the  related  Term
Sheet,   the  purchase  of  the  Mortgage  Loans,   the  consummation  of  the  transactions
contemplated  hereby,  or the  fulfillment of or compliance with the terms and conditions of this  Agreement and the related Term Sheet will  conflict with any of the terms,  conditions or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal restriction or any  agreement  or  instrument  to which the  Purchaser  is now a party or by which it is bound, or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule, regulation,  order, judgment or decree to which the Purchaser or its property is subject;

      (d)   There is no  litigation  pending  or to the best of the  Purchaser's  knowledge, threatened  with  respect to the  Purchaser  which is  reasonably  likely to have a material adverse effect on the purchase of the related  Mortgage  Loans,  the execution,  delivery or enforceability  of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material adverse effect on the financial condition of the Purchaser;

      (e)   No  consent,  approval,  authorization  or  order of any  court or  governmental agency or body is required for the execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet,  the purchase of the  Mortgage  Loans  or  the  consummation  of the  transactions  contemplated  by  this
Agreement  and the related Term Sheet except for  consents,  approvals,  authorizations  and orders which have been obtained;

      (f)   The  consummation  of the  transactions  contemplated  by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

      (h)   The Purchaser  will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

      (i)   The  Purchaser  does  not  believe,  nor does it have any  cause  or  reason  to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

      The Purchaser  shall  indemnify  the Company and hold it harmless  against any claims, proceedings, losses, damages, penalties, fines, forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to  indemnify  the Seller as  provided  herein  constitute  the sole  remedies of the Seller respecting a breach of the foregoing representations and warranties.

                                         ARTICLE IV

                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01      Company to Act as Servicer.

      The Company,  as  independent  contract  servicer,  shall service and  administer  the
Mortgage  Loans in  accordance  with this  Agreement  and the  related  Term  Sheet and with
Accepted Servicing Practices,  and shall have full power and authority,  acting alone, to do or cause to be done any and all things in connection with such servicing and  administration which the Company may deem  necessary or  desirable  and  consistent  with the terms of this
Agreement and the related Term Sheet and with Accepted Servicing  Practices and exercise the same care  that it  customarily  employs  for its own  account.  Except as set forth in this
Agreement  and the related  Term Sheet,  the Company  shall  service the  Mortgage  Loans in strict compliance with the servicing  provisions of the Fannie Mae Guides (special servicing option),  which include,  but are not limited to,  provisions  regarding the  liquidation of
Mortgage Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other  charges,  the  maintenance  of hazard  insurance  with a Qualified  Insurer,  the maintenance of mortgage  impairment  insurance,  the maintenance of fidelity bond and errors
and  omissions  insurance,   inspections,   the  restoration  of  Mortgaged  Property,   the
maintenance of Primary Mortgage Insurance Policies,  insurance claims, the title, management and  disposition  of REO  Property,  permitted  withdrawals  with  respect to REO  Property, liquidation  reports,  and reports of foreclosures and  abandonments of Mortgaged  Property, the transfer of Mortgaged Property,  the release of Mortgage Files,  annual statements,  and examination  of records  and  facilities.  In the event of any  conflict,  inconsistency  or discrepancy  between any of the servicing  provisions of this Agreement and the related Term
Sheet and any of the servicing  provisions of the Fannie Mae Guides,  the provisions of this
Agreement  and the related Term Sheet shall  control and be binding upon the  Purchaser  and the Company.

      Consistent  with the terms of this  Agreement and the related Term Sheet,  the Company may waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement  of any such  term or in any  manner  grant  indulgence  to any  Mortgagor  if in the  Company's reasonable and prudent determination such waiver,  modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained  the prior  written  consent of the  Purchaser,  the  Company  shall not permit any modification  with  respect to any Mortgage  Loan that would  change the  Mortgage  Interest
Rate,  defer for more than  ninety days or forgive any  payment of  principal  or  interest, reduce or  increase  the  outstanding  principal  balance  (except  for actual  payments  of principal)  or change the final  maturity  date on such  Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which permits the deferral of interest or principal  payments on any Mortgage Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds,  in  accordance  with  Section  4.04,  the  difference  between (a) such  month's principal  and one  month's  interest at the  Mortgage  Loan  Remittance  Rate on the unpaid principal  balance of such  Mortgage  Loan and (b) the  amount  paid by the  Mortgagor.  The
Company shall be entitled to  reimbursement  for such advances to the same extent as for all other advances  pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare,  execute and deliver,  all instruments of satisfaction  or  cancellation,  or of partial or full release, discharge and all other comparable instruments,  with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Notwithstanding  anything herein to the contrary,  the
Company may not enter into a forbearance  agreement or similar  arrangement  with respect to any Mortgage  Loan which runs more than 180 days after the first  delinquent  Due Date.  Any such  agreement  shall be approved by Purchaser  and, if required,  by the Primary  Mortgage
Insurance Policy insurer, if required.

      Notwithstanding  anything in this  Agreement to the  contrary,  if any  Mortgage  Loan becomes  subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage
Loan,  shall not permit any  modification  with  respect  to such  Mortgage  Loan that would change the  Mortgage  Interest  Rate and (b) shall not (unless the  Mortgagor  is in default with  respect to such  Mortgage  Loan or such  default is, in the  judgment of the  Company, reasonably foreseeable) make or permit any modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such Mortgage
Loan under Section 1001 of the Code (or Treasury  regulations  promulgated  thereunder)  and
(ii) cause any REMIC to fail to qualify as a REMIC under the Code or the  imposition  of any tax on "prohibited  transactions" or "contributions"  after the startup date under the REMIC
Provisions.

      Prior  to  taking  any  action  with  respect  to  the  Mortgage  Loans  subject  to a
Pass-Through  Transfer,  which is not  contemplated  under the terms of this Agreement,  the
Company  will obtain an Opinion of Counsel  acceptable  to the trustee in such  Pass-Through
Transfer  with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined in
Section  860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse  REMIC Event could occur.

      The Company  shall not permit the creation of any  "interests"  (within the meaning of
Section  860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement by which a REMIC will  receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets  other than  "qualified  mortgages"  as defined in Section
860G(a)(3) of the Code or "permitted  investments"  as defined in Section  860G(a)(5) of the
Code.

      In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted
Servicing  Practices,  giving due consideration to the Purchaser's  reliance on the Company.
Unless a  different  time  period is stated in this  Agreement  or the  related  Term Sheet,
Purchaser  shall be deemed to have given consent in connection  with a particular  matter if
Purchaser  does not  affirmatively  grant or deny consent within five (5) Business Days from the date  Purchaser  receives a second  written  request  for  consent  for such matter from
Company as servicer.

      The  Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the  Company provided that the Subservicer is an entity that engages in the business of servicing  loans, and in either  case shall be  authorized  to  transact  business,  and  licensed  to service mortgage  loans,  in the state or states  where the related  Mortgaged  Properties  it is to service  are  situated,  if and to the  extent  required  by  applicable  law to enable  the
Subservicer to perform its obligations hereunder and under the Subservicing  Agreement,  and in either case shall be a FHLMC or Fannie Mae approved  mortgage  servicer in good standing, and no event has  occurred,  including  but not limited to a change in  insurance  coverage, which would make it unable to comply with the eligibility  requirements  for lenders imposed by Fannie  Mae or for  seller/servicers  imposed  by Fannie  Mae or  FHLMC,  or which  would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve  its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the  Mortgage  Loans and to perform  or cause to be  performed  its duties  under the
related   Subservicing   Agreement.   The  Company   may   perform  any  of  its   servicing
responsibilities  hereunder  or may cause the  Subservicer  to  perform  any such  servicing responsibilities  on its  behalf,  but the use by the Company of the  Subservicer  shall not release the Company  from any of its  obligations  hereunder  and the Company  shall  remain responsible  hereunder  for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own  funds,  and the  Subservicer's  fee shall not  exceed the
Servicing Fee.  Company shall notify  Purchaser  promptly in writing upon the appointment of any Subservicer.

      At the cost and expense of the Company,  without any right of  reimbursement  from the
Custodial   Account,   the  Company   shall  be  entitled  to   terminate   the  rights  and
responsibilities  of the  Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements in the preceding  paragraph, provided,  however, that nothing contained herein shall be deemed to prevent or prohibit the
Company,  at the  Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this  Agreement are terminated  pursuant to Section 4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the  Company  shall at its own cost and  expense  terminate  the rights and responsibilities  of  the  Subservicer  effective  as of  the  date  of  termination  of the
Company.  The  Company  shall pay all fees,  expenses  or  penalties  necessary  in order to terminate the rights and  responsibilities  of the Subservicer  from the Company's own funds without reimbursement from the Purchaser.

      Notwithstanding  any of the  provisions  of this  Agreement  relating to agreements or arrangements  between the Company and the  Subservicer  or any  reference  herein to actions taken  through  the  Subservicer  or  otherwise,  the  Company  shall not be relieved of its obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and conditions as if it alone were  servicing and  administering  the Mortgage  Loans.
The  Company  shall be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company  will  indemnify  and hold  Purchaser  harmless  from any loss,  liability or expense  arising out of its use of a
Subservicer  to  perform  any of its  servicing  duties,  responsibilities  and  obligations hereunder.

      Any  Subservicing  Agreement and any other  transactions  or services  relating to the
Mortgage Loans involving the  Subservicer  shall be deemed to be between the Subservicer and
Company alone,  and the Purchaser  shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and  expenses.  For purposes of  distributions  and advances by the
Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

      Section 4.02      Collection of Mortgage Loan Payments.

      Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each  Mortgage  Loan when the same  shall  become due and  payable  and shall,  to the extent  such  procedures  shall  be  consistent  with  this  Agreement,  Accepted  Servicing
Practices,  and the terms and provisions of any related Primary Mortgage  Insurance  Policy, follow such  collection  procedures as it follows with respect to mortgage loans  comparable to the Mortgage Loans and held for its own account.  Further,  the Company will take special care in ascertaining and estimating  annual escrow payments,  and all other charges that, as provided in the Mortgage,  will become due and payable, so that the installments  payable by the  Mortgagors  will be  sufficient  to pay such  charges  as and when they  become due and payable.

      In no event  will the  Company  waive its right to any  prepayment  penalty or premium without the prior  written  consent of Purchaser  and Company  will use diligent  efforts to collect  same when due except as otherwise  provided in the  prepayment  penalty  provisions provided in the Mortgage Loan Documents.

      Section 4.03      Realization Upon Defaulted Mortgage

      The  Company  shall use its best  efforts,  consistent  with the  procedures  that the
Company  would  use in  servicing  loans  for  its own  account,  consistent  with  Accepted
Servicing  Practices,  any Primary  Mortgage  Insurance  Policies  and the best  interest of
Purchaser,  to foreclose  upon or otherwise  comparably  convert the ownership of properties securing such of the Mortgage  Loans as come into and continue in default and as to which no satisfactory  arrangements  can be made for  collection of delinquent  payments  pursuant to
Section 4.01.  Foreclosure or comparable  proceedings  shall be initiated within ninety (90)
days of default for Mortgaged Properties for which no satisfactory  arrangements can be made for  collection of  delinquent  payments,  subject to state and federal law and  regulation.
The Company  shall use its best efforts to realize  upon  defaulted  Mortgage  Loans in such manner as will maximize the receipt of principal and interest by the Purchaser,  taking into account,  among other  things,  the timing of  foreclosure  proceedings.  The  foregoing  is subject  to the  provisions  that,  in any case in which a  Mortgaged  Property  shall  have suffered  damage,  the  Company  shall not be  required  to expend its own funds  toward the restoration  of such  property  unless it shall  determine in its  discretion  (i) that such restoration  will increase the proceeds of liquidation  of the related  Mortgage Loan to the
Purchaser after reimbursement to itself for such expenses,  and (ii) that such expenses will be recoverable by the Company through  Insurance  Proceeds or Liquidation  Proceeds from the related  Mortgaged  Property,  as contemplated  in Section 4.05.  Company shall obtain prior approval  of  Purchaser  as to  repair or  restoration  expenses  in excess of ten  thousand dollars  ($10,000).  The Company shall notify the  Purchaser in writing of the  commencement of foreclosure  proceedings and not less than 5 days prior to the acceptance or rejection of any offer of  reinstatement.  The Company  shall be  responsible  for all costs and expenses incurred by it in any such  proceedings or functions;  provided,  however,  that it shall be entitled to  reimbursement  thereof from the related  property,  as  contemplated in Section
4.05.  Notwithstanding  anything to the contrary  contained  herein,  in  connection  with a foreclosure  or  acceptance of a deed in lieu of  foreclosure,  in the event the Company has reasonable cause to believe that a Mortgaged  Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental  inspection or review of such  Mortgaged  Property,  such an  inspection  or review is to be conducted by a qualified  inspector at the Purchaser's  expense.  Upon  completion of the  inspection,  the
Company shall  promptly  provide the Purchaser  with a written  report of the  environmental inspection.  After  reviewing the  environmental  inspection  report,  the  Purchaser  shall determine how the Company shall proceed with respect to the Mortgaged Property.

      Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the
Purchaser's  sole  option,  terminate  the Company as servicer  of any  Mortgage  Loan which becomes ninety (90) days or greater  delinquent in payment of a scheduled  Monthly  Payment, without  payment of any  termination  fee with respect  thereto,  provided  that the Company shall on the date said termination  takes effect be reimbursed for any unreimbursed  Monthly
Advances  of the  Company's  funds  made  pursuant  to  Section  5.03  and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding  anything to the contrary set forth in Section
4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

      In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO Property, such  property  shall be  disposed  of by the  Company,  with the  consent of  Purchaser  as required  pursuant to this  Agreement,  before the close of the third taxable year following the  taxable  year in which the  Mortgage  Loan became an REO  Property,  unless the Company provides  to the  trustee  under such  REMIC an  opinion  of counsel to the effect  that the holding of such REO Property  subsequent  to the close of the third  taxable year  following the taxable year in which the Mortgage Loan became an REO  Property,  will not result in the imposition of taxes on "prohibited  transactions" as defined in Section 860F of the Code, or cause  the  transaction  to fail to  qualify  as a REMIC at any time that  certificates  are outstanding.  Company  shall  manage,  conserve,  protect and operate each such REO Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner  which does not cause such  property  to fail to  qualify as  "foreclosure  property"
within  the  meaning  of  Section  860F(a)(2)(E)  of the  Code,  or  any  "net  income  from foreclosure  property" which is subject to taxation under the REMIC  provisions of the Code.
Pursuant to its efforts to sell such  property,  the Company  shall either itself or through an agent  selected by Company,  protect and conserve such property in the same manner and to
such  an  extent  as  is  customary  in  the  locality   where  such  property  is  located.
Additionally,  Company shall perform the tax withholding  and reporting  related to Sections
1445 and 6050J of the Code.

      Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each  Mortgage  Loan  separate  and apart from any of its own funds and  general  assets and shall  establish and maintain one or more Custodial  Accounts.  The Custodial  Account shall be an Eligible  Account.  Funds shall be deposited in the Custodial  Account within 24 hours of receipt,  and shall at all times be insured by the FDIC up to the FDIC insurance  limits, or must be  invested  in  Permitted  Investments  for the  benefit of the  Purchaser.  Funds deposited  in the  Custodial  Account  may be drawn on by the  Company  in  accordance  with
Section  4.05.  The  creation  of any  Custodial  Account  shall  be  evidenced  by a letter agreement  in the form shown in Exhibit B hereto.  The  original  of such  letter  agreement shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon the  request of any subsequent Purchaser.

      The  Company  shall  deposit in the  Custodial  Account on a daily  basis,  and retain therein the  following  payments and  collections  received or made by it  subsequent to the
Cut-off  Date,  or  received  by it prior to the  Cut-off  Date  but  allocable  to a period subsequent  thereto,  other than in respect of principal and interest on the Mortgage  Loans due on or before the Cut-off Date:

      (i)   all payments on account of principal,  including Principal  Prepayments,  on the
Mortgage Loans;

      (ii)  all  payments  on account of  interest  on the  Mortgage  Loans  adjusted to the
Mortgage Loan Remittance Rate;

      (iii)       all Liquidation Proceeds;

      (iv)        any amounts  required to be  deposited by the Company in  connection  with any REO Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall provide the Purchaser with written detail itemizing all of such amounts;

      (v)   all Insurance  Proceeds  including amounts required to be deposited  pursuant to
Sections  4.08,  4.10 and 4.11,  other than  proceeds  to be held in the Escrow  Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Accepted Servicing  Practices,  the Mortgage Loan Documents or applicable law;

      (vi)  all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which  are not released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  the loan documents or applicable law;

      (vii)       any Monthly Advances;

      (viii)      with respect to each full or partial Principal Prepayment,  any Prepayment
Interest  Shortfalls,  to the extent of the Company's  aggregate Servicing Fee received with respect to the related Prepayment Period;

      (ix)  any amounts  required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

      (x)   any amounts  required  to be  deposited  in the  Custodial  Account  pursuant to
Section 4.01, 4.13 or 6.02.

            The  foregoing  requirements  for  deposit  in the  Custodial  Account  shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the foregoing,  payments in the nature of late  payment  charges  and  assumption  fees,  to the extent  permitted by Section  6.01,  need not be  deposited by the Company in the  Custodial
Account.  Any interest paid on funds  deposited in the Custodial  Account by the  depository institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account pursuant to Section 4.05 (iv).
The Purchaser  shall not be responsible  for any losses  suffered with respect to investment of funds in the Custodial Account.

      Section 4.05      Permitted Withdrawals From the Custodial Account.

      The  Company  may,  from time to time,  withdraw  from the  Custodial  Account for the following purposes:

      (i)   to make payments to the Purchaser in the amounts and in the manner  provided for in Section 5.01;

      (ii)  to  reimburse  itself for Monthly  Advances,  the  Company's  right to reimburse itself  pursuant to this  subclause  (ii) being  limited to amounts  received on the related
Mortgage  Loan which  represent  late  collections  (net of the related  Servicing  Fees) of principal  and/or interest  respecting  which any such advance was made, it being understood that, in the case of such  reimbursement,  the Company's right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the  Company is  required  to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase  Price pursuant to such Section and all other  amounts  required to be paid to the  Purchaser  with respect to such Mortgage
Loan;

      (iii)       to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid
Servicing  Fees(or REO  administration  fees described in Section 4.13), the Company's right to reimburse  itself  pursuant to this  subclause  (iii) with  respect to any Mortgage  Loan being  limited to related  proceeds from  Liquidation  Proceeds,  Condemnation  Proceeds and
Insurance  Proceeds in accordance  with the relevant  provisions of the Fannie Mae Guides or as otherwise set forth in this  Agreement;  any recovery  shall be made upon  liquidation of the REO Property;

      (iv)  to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the Custodial  Account (all such interest to be withdrawn monthly not later than each  Remittance  Date),  and (b) the  Servicing  Fee from that  portion  of any  payment or recovery as to interest with respect to a particular Mortgage Loan;

      (v)   to pay to itself with respect to each  Mortgage  Loan that has been  repurchased pursuant to Section 3.03 all amounts  received thereon and not distributed as of the date on which the related repurchase price is determined,

      (vi)  to transfer funds to another  Eligible  Account in accordance  with Section 4.09 hereof;

      (vii) to remove funds inadvertently placed in the Custodial Account by the Company;

      (vi)  to clear and  terminate  the  Custodial  Account  upon the  termination  of this
Agreement; and

(vii) to reimburse itself for Nonrecoverable  Advances to the extent not reimbursed pursuant to clause (ii) or clause (iii).

      Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each Mortgage Loan which constitute  Escrow Payments  separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow  Accounts.  The
Escrow Account shall be an Eligible  Account.  Funds  deposited in each Escrow Account shall at all times be  insured  in a manner  to  provide  maximum  insurance  under the  insurance limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The original of such letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

      The Company  shall  deposit in the Escrow  Account or Accounts on a daily  basis,  and retain therein:

      (i)   all Escrow Payments  collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

      (ii)  all Insurance  Proceeds which are to be applied to the  restoration or repair of any Mortgaged Property; and

      (iii) all Servicing  Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

            The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other purposes as shall be as set forth or in accordance  with Section  4.07.  The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository  institution  other than  interest on escrowed  funds  required by law to be paid to the  Mortgagor  and, to the extent  required by law, the Company  shall pay interest on escrowed  funds to the Mortgagor notwithstanding  that the Escrow  Account is  non-interest  bearing  or that  interest  paid thereon is  insufficient  for such purposes.  The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

      Section 4.07      Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account may be made by Company only:

      (i)   to effect timely  payments of ground  rents,  taxes,  assessments,  water rates,
Primary  Mortgage  Insurance  Policy  premiums,  if  applicable,  fire and hazard  insurance premiums, condominium assessments and comparable items;

      (ii)  to reimburse  Company for any Servicing  Advance made by Company with respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

      (iii) to refund to the Mortgagor any funds as may be determined to be overages;

      (iv)  for  transfer  to the  Custodial  Account in  accordance  with the terms of this
Agreement;

      (v)   for application to restoration or repair of the Mortgaged Property;

      (vi)  to pay to the Company,  or to the  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

      (vii)       to clear and  terminate  the  Escrow  Account on the  termination  of this
Agreement.  As part  of its  servicing  duties,  the  Company  shall  pay to the  Mortgagors interest on funds in Escrow  Account,  to the extent required by law, and to the extent that interest  earned on funds in the Escrow  Account is  insufficient,  shall pay such  interest from its own funds, without any reimbursement therefor; and

      (viii)      to pay to the Mortgagors or other parties Insurance  Proceeds deposited in accordance with Section 4.06.

      Section 4.08      Payment  of Taxes,  Insurance  and Other  Charges;  Maintenance  of
      Primary Mortgage Insurance Policies; Collections Thereunder.

      With respect to each  Mortgage  Loan,  the Company  shall  maintain  accurate  records reflecting  the status of ground rents,  taxes,  assessments,  water rates and other charges which are or may  become a lien  upon the  Mortgaged  Property  and the  status  of  primary mortgage insurance  premiums and fire and hazard insurance  coverage and shall obtain,  from time to time,  all bills for the payment of such  charges,  including  renewal  premiums and shall effect payment  thereof prior to the applicable  penalty or termination  date and at a time  appropriate  for securing  maximum  discounts  allowable,  employing  for such purpose deposits  of the  Mortgagor  in the  Escrow  Account  which  shall have been  estimated  and accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed under the terms of the Mortgage or  applicable  law. To the extent that the Mortgage  does not provide for Escrow  Payments,  the Company  shall  determine  that any such payments are made by the
Mortgagor  at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely  payments  of all such bills irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

      The  Company  will  maintain  in full  force and  effect  Primary  Mortgage  Insurance
Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such coverage is herein  required.  Such coverage  will be  terminated  only with the approval of
Purchaser,  or as required by applicable law or  regulation.  The Company will not cancel or refuse to renew any Primary Mortgage  Insurance Policy in effect on the Closing Date that is required to be kept in force under this  Agreement  unless a  replacement  Primary  Mortgage
Insurance  Policy for such  canceled or nonrenewed  policy is obtained  from and  maintained with a Qualified  Insurer.  The  Company  shall not take any action  which  would  result in non-coverage  under any applicable  Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered  thereunder.  In connection  with any assumption or substitution  agreement entered into or to be entered into pursuant to Section
6.01,  the Company  shall  promptly  notify the insurer under the related  Primary  Mortgage
Insurance  Policy,  if any, of such  assumption or  substitution  of liability in accordance with the terms of such  policy  and shall take all  actions  which may be  required  by such insurer as a condition to the continuation of coverage under the Primary Mortgage  Insurance
Policy.  If such  Primary  Mortgage  Insurance  Policy  is  terminated  as a result  of such assumption  or  substitution  of liability,  the Company shall obtain a replacement  Primary
Mortgage Insurance Policy as provided above.

      In  connection  with its  activities  as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  insurer  under any Private
Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary
Mortgage  Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy respecting a defaulted Mortgage
Loan.  Pursuant to Section  4.04,  any amounts  collected  by the Company  under any Primary
Mortgage  Insurance  Policy  shall  be  deposited  in  the  Custodial  Account,  subject  to withdrawal pursuant to Section 4.05.

      Section 4.09      Transfer of Accounts.

      The Company may transfer the  Custodial  Account or the Escrow  Account to a different
Eligible  Account from time to time.  Such  transfer  shall be made only upon  obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

      Section 4.10      Maintenance of Hazard Insurance.

      The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard insurance  with  extended  coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the  Mortgaged  Property is located in an amount which is equal to the lesser of (i) the maximum  insurable value of the improvements  securing such Mortgage Loan or (ii)
the  greater of (a) the  outstanding  principal  balance of the  Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be  sufficient to prevent the Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection Act of 1973,  as  amended,  each  Mortgage  Loan shall be covered  by a flood  insurance  policy meeting the requirements of the current  guidelines of the Federal Insurance  Administration in  effect  with an  insurance  carrier  acceptable  to Fannie  Mae or  FHLMC,  in an amount representing  coverage not less than the least of (i) the outstanding  principal  balance of the Mortgage  Loan,  (ii) the maximum  insurable  value of the  improvements  securing  such
Mortgage Loan or (iii) the maximum  amount of insurance  which is available  under the Flood
Disaster  Protection  Act of  1973,  as  amended.  If at any  time  during  the  term of the
Mortgage Loan, the Company  determines in accordance with applicable law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the Company  shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage,  and if said
Mortgagor fails to obtain the required flood insurance  coverage within forty-five (45) days after such  notification,  the Company  shall  immediately  force place the  required  flood insurance on the Mortgagor's  behalf.  The Company shall also maintain on each REO Property, fire and hazard  insurance  with  extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood  insurance  in an amount as provided  above.  Any amounts  collected  by the
Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the  Mortgaged  Property or REO  Property,  or released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood and agreed that no other additional  insurance need be required by the Company of the  Mortgagor or  maintained on property  acquired in respect of the Mortgage  Loan,  other than pursuant to this Agreement,  the Fannie Mae Guides or such applicable  state or federal laws and  regulations as shall at any time be in force and as shall require such  additional insurance.  All such policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the  Company and its  successors  and/or  assigns and shall  provide for at least thirty days prior written  notice of any  cancellation,  reduction in the amount or material change in coverage to the Company.  The Company  shall not  interfere  with the  Mortgagor's freedom of choice in selecting  either his insurance  carrier or agent,  provided,  however, that the Company  shall not accept any such  insurance  policies  from  insurance  companies unless such companies are Qualified Insurers.

      Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

      In the event that the Company  shall obtain and maintain a blanket  policy issued by a
Qualified Insurer insuring against hazard losses on all of the Mortgage Loans,  then, to the extent such policy provides  coverage in an amount equal to the amount required  pursuant to
Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall conclusively  be deemed to have  satisfied its  obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible  clause, in which case the Company  shall,  in the event that there shall not have been  maintained  on the related
Mortgaged  Property or REO Property a policy  complying  with Section 4.10,  and there shall have been a loss which  would have been  covered by such  policy,  deposit in the  Custodial
Account  the  amount  not  otherwise  payable  under  the  blanket  policy  because  of such deductible  clause.  In connection  with its  activities as servicer of the Mortgage  Loans, the Company  agrees to prepare and  present,  on behalf of the  Purchaser,  claims under any such blanket  policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the  Company  shall  cause to be  delivered  to the  Purchaser a certified  true copy of such  policy and shall use its best  efforts  to obtain a  statement from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

      Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

      The Company shall maintain,  at its own expense, a blanket fidelity bond and an errors and  omissions  insurance  policy,  with broad  coverage with  responsible  companies on all officers,  employees or other  persons  acting in any  capacity  with regard to the Mortgage
Loan to handle  funds,  money,  documents  and papers  relating to the  Mortgage  Loan.  The
Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company against losses,  including forgery, theft,  embezzlement and fraud of such  persons.  The errors and  omissions  insurance  shall  protect  and insure the Company against losses arising out of errors and omissions and negligent acts of such persons.  Such errors and omissions  insurance  shall also protect and insure the Company against losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this
Agreement  and the  release or  satisfaction  of a Mortgage  Loan  without  having  obtained payment in full of the  indebtedness  secured  thereby.  No  provision  of this Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance shall diminish or relieve the
Company  from its  duties  and  obligations  as set  forth in this  Agreement.  The  minimum coverage  under  any  such  bond  and  insurance  policy  shall  be at  least  equal  to the corresponding  amounts required by Fannie Mae in the Fannie Mae Guides.  Upon request by the
Purchaser,  the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall  obtain a statement  from the surety and the insurer  that such  Fidelity  Bond or insurance policy shall in no event be terminated or materially  modified without thirty (30)
days' prior written notice to the Purchaser.  The Company shall notify the Purchaser  within five (5) business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy will be, or has  been,  materially  modified  or  terminated.  The  Purchaser  (or any party having the status of Purchaser  hereunder) and any subsidiary  thereof and their  successors or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as  additional  insured on the errors and omissions  policy.  Upon request by Purchaser,
Company shall provide  Purchaser  with an insurance  certificate  certifying  coverage under this Section 4.12,  and will provide an update to such  certificate  upon  request,  or upon renewal or material modification of coverage.

      Section 4.13      Title, Management and Disposition of REO Property.

      In the event that title to the  Mortgaged  Property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the  Purchaser  or its  designee,  or in the  event the  Purchaser  or its  designee  is not authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing  business" or tax laws of such state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the
Company from an attorney  duly  licensed to practice law in the state where the REO Property is  located.  Any  Person or Persons  holding  such title  other  than the  Purchaser  shall acknowledge  in writing  that such title is being  held as  nominee  for the  benefit of the
Purchaser.

      The Company  shall notify the  Purchaser in  accordance  with the Fannie Mae Guides of each  acquisition of REO Property upon such  acquisition  (and, in any event,  shall provide notice of the  consummation  of any  foreclosure  sale within three (3) Business Days of the date Company  receives  notice of such  consummation),  together with a copy of the drive by appraisal or brokers  price opinion of the Mortgaged  Property  obtained in connection  with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance with Accepted Servicing Practices.  Thereafter,  the Company shall continue to provide certain  administrative  services to the Purchaser  relating to such REO Property as set forth in this Section 4.13.  No Servicing  Fee shall be assessed or otherwise  accrue on any REO Property from and after the date on which it becomes an REO Property.

      The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the  Fannie Mae Guides  manage,  conserve,  protect  and  operate  each REO
Property  in the same  manner  that it  manages,  conserves,  protects  and  operates  other foreclosed  property  for its own account,  and in the same manner that similar  property in the same  locality  as the REO  Property  is  managed.  The  Company  shall  cause  each REO
Property to be inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO  Property  to be  inspected  at least  monthly  thereafter  or more  frequently  as required by the  circumstances.  The Company shall make or cause to be made a written report of each such  inspection.  Such reports  shall be retained in the  Mortgage  File and copies thereof shall be forwarded by the Company to the Purchaser.

      The  Company  shall use its best  efforts to dispose  of the REO  Property  as soon as possible  and shall sell such REO Property in any event within one year after title has been taken to such REO Property,  unless the Company determines,  and gives an appropriate notice to the  Purchaser  to such  effect,  that a  longer  period  is  necessary  for the  orderly liquidation  of such REO Property.  If a longer period than one (1) year is permitted  under the foregoing  sentence and is necessary to sell any REO Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling  such REO  Property.  No
REO Property shall be marketed for less than the Appraised Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised Value,  without the prior consent of Purchaser.  All requests for reimbursement of
Servicing  Advances shall be in accordance  with the Fannie Mae Guides.  The  disposition of
REO  Property  shall be carried out by the  Company at such  price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the Purchaser  (subject to the above  conditions)  only with the prior written consent of the Purchaser.  Company shall provide  monthly reports to Purchaser in reference to the status of the marketing of the REO
Properties.

      Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the
Purchaser's sole option,  terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto,  provided that the Company shall on the date said  termination  takes  effect be  reimbursed  for any  unreimbursed  advances of the
Company's funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and
Servicing  Fees in each case  relating to the  Mortgage  Loan  underlying  such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said  termination and the  transfer of  servicing  responsibilities  with  respect to such REO Property to the
Purchaser or its designee.  Within five Business Days of any such  termination,  the Company shall,  if necessary  convey such property to the  Purchaser  and shall further  provide the
Purchaser  with the following  information  regarding the subject REO Property:  the related drive by appraisal or brokers price opinion,  and copies of any related Mortgage  Impairment
Insurance Policy claims.  In addition,  within five Business Days, the Company shall provide the  Purchaser  with the  following  information  and  documents  regarding  the subject REO
Property:  the related  trustee's deed upon sale and copies of any related hazard  insurance claims, or repair bids.

      Section 4.14      Notification of Maturity Date.

       With respect to each  Mortgage  Loan,  the Company  shall  execute and deliver to the
Mortgagor any and all necessary  notices  required under applicable law and the terms of the related Mortgage Note and Mortgage  regarding the maturity date if required under applicable law.

                                         ARTICLE V

                                 PAYMENTS TO THE PURCHASER

      Section 5.01      Distributions.

      On each Remittance  Date, the Company shall distribute by wire transfer of immediately available  funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of  business  on the  preceding  Determination  Date,  net of  charges  against or withdrawals  from the  Custodial  Account  pursuant to Section  4.05,  plus (ii) all Monthly
Advances,  if any,  which the Company is obligated to  distribute  pursuant to Section 5.03, plus,  (iii) interest at the Mortgage Loan Remittance Rate on any Principal  Prepayment from the date of such Principal  Prepayment  through the end of the month for which  disbursement is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned  during the month of the  distribution,  minus (iv) any amounts  attributable  to  Monthly  Payments  collected  but  due  on a Due  Date  or  Dates subsequent  to the  preceding  Determination  Date,  which  amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts.  It is understood  that, by operation of Section  4.04,  the  remittance  on the first  Remittance  Date with respect to
Mortgage  Loans  purchased  pursuant  to the  related  Term  Sheet is to  include  principal collected  after the Cut-off Date through the preceding  Determination  Date plus  interest, adjusted to the Mortgage Loan  Remittance  Rate collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off  Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

      With respect to any remittance  received by the Purchaser  after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage points,  but in no event greater than the maximum amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the Business Day such payment  was due and  ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such  interest  shall not be deemed  an  extension  of time for  payment  or a waiver  of any  Event  of  Default  by the
Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

      Section 5.02      Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy, and shall contain the following:

      (i) With respect to each Monthly Payment,  the amount of such remittance  allocable to principal  (including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii) with respect to each Monthly  Payment,  the amount of such  remittance  allocable to interest;

      (iii) the amount of servicing  compensation  received by the Company  during the prior distribution period;

      (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

      (v)  the  aggregate  of any  expenses  reimbursed  to the  Company  during  the  prior distribution period pursuant to Section 4.05;

      (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a)
delinquent  (1) 30 to 59  days,  (2) 60 to 89  days,  (3) 90 days or  more;  (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

      The Company shall also provide a trial balance,  sorted in  Purchaser's  assigned loan number order, in the form of Exhibit E hereto, with each such Report.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      Section 5.03      Monthly Advances by the Company.

      Not later than the close of business on the Business  Day  preceding  each  Remittance
Date,  the Company shall  deposit in the  Custodial  Account an amount equal to all payments not previously  advanced by the Company,  whether or not deferred  pursuant to Section 4.01, of principal  (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off  Date,  adjusted  to the  Mortgage  Loan  Remittance  Rate,  which were due on a
Mortgage Loan and delinquent at the close of business on the related Determination Date.

      The Company's  obligation  to make such Monthly  Advances as to any Mortgage Loan will continue  through the last Monthly  Payment due prior to the payment in full of the Mortgage
Loan,  or through  the  Remittance  Date prior to the date on which the  Mortgaged  Property liquidates  (including  Insurance  Proceeds,  proceeds  from  the  sale of REO  Property  or
Condemnation  Proceeds)  with  respect to the  Mortgage  Loan unless the Company  deems such advance to be a  Nonrecoverable  Advance.  In such event,  the Company  shall deliver to the
Purchaser  an  Officer's  Certificate  of the  Company to the effect  that an officer of the
Company has reviewed the related  Mortgage  File and has made the  reasonable  determination that any additional advances are nonrecoverable.

      Section 5.04      Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition  thereof by the
Purchaser  pursuant  to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the
Purchaser a liquidation  report with respect to such  Mortgaged  Property in a form mutually acceptable to Company and  Purchaser.  The Company shall also provide  reports on the status of REO Property containing such information as Purchaser may reasonably require.

      Section 5.05      Prepayment Interest Shortfalls.

      Not later than the close of business on the Business  Day  preceding  each  Remittance
Date in the month following the related  Prepayment Period, the Company shall deposit in the
Custodial  Account an amount equal to any  Prepayment  Interest  Shortfalls  with respect to such  Prepayment  Period,  which in the aggregate  shall not exceed the Company's  aggregate
Servicing Fee received with respect to the related Due Period.

                                         ARTICLE VI

                                GENERAL SERVICING PROCEDURES

      Section 6.01      Assumption Agreements.

      The Company  will, to the extent it has  knowledge of any  conveyance  or  prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute  conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the
Mortgage Note and/or the  Mortgage),  exercise its rights to accelerate the maturity of such
Mortgage  Loan under any  "due-on-sale"  clause to the extent  permitted  by law;  provided, however,  that the Company  shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related  Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably  believes it is unable under  applicable law to enforce such
"due-on-sale"  clause, the Company,  with the approval of the Purchaser,  will enter into an assumption  agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be  conveyed,  pursuant to which such person  becomes  liable under the Mortgage
Note and, to the extent  permitted by  applicable  state law, the Mortgagor  remains  liable thereon.  Where an assumption is allowed  pursuant to this Section 6.01,  the Company,  with the prior consent of the Purchaser and the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement with the person to whom the Mortgaged
Property  has been  conveyed or is proposed  to be conveyed  pursuant to which the  original mortgagor  is released  from  liability  and such Person is  substituted  as  mortgagor  and becomes  liable  under  the  related  Mortgage  Note.  Any such  substitution  of  liability agreement shall be in lieu of an assumption agreement.

      In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or  substitution  of liability,  the Mortgage  Interest Rate borne by the related
Mortgage  Note,  the amount of the Monthly  Payment and the maturity date may not be changed
(except  pursuant  to the  terms  of the  Mortgage  Note).  If the  credit  of the  proposed transferee does not meet such underwriting  criteria,  the Company  diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law,  accelerate the maturity  of the  Mortgage  Loan.  The  Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the
Purchaser the original of any such substitution of liability or assumption agreement,  which document  shall be added to the  related  Mortgage  File and  shall,  for all  purposes,  be considered  a part of such  Mortgage  File to the same  extent  as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

      Notwithstanding  the foregoing  paragraphs  of this Section or any other  provision of this  Agreement,  the  Company  shall not be deemed  to be in  default,  breach or any other violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage Loan by operation  of law or any  assumption  which  the  Company  may  be  restricted  by law  from preventing,  for any  reason  whatsoever.  For  purposes  of this  Section  6.01,  the  term
"assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject  to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the  payment in full of any  Mortgage  Loan,  or the  receipt by the Company of a notification  that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately  notify the Purchaser by a certification,  which  certification shall  include a  statement  to the effect  that all  amounts  received or to be received in connection  with such payment  which are required to be deposited in the  Custodial  Account pursuant  to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser.  The
Purchaser  shall no later than five Business Days after  receipt of such  certification  and request,  release  or cause  to be  released  to the  Company,  the  related  Mortgage  Loan
Documents and, upon its receipt of such  documents,  the Company shall promptly  prepare and deliver to the  Purchaser  the  requisite  satisfaction  or release.  No later than five (5)
Business Days following its receipt of such  satisfaction  or release,  the Purchaser  shall deliver,  or cause to be  delivered,  to the Company the  release or  satisfaction  properly executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney in fact. No expense  incurred in connection  with any instrument of  satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

      In the event the Company  satisfies  or releases a Mortgage  without  having  obtained payment  in  full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise prejudice  any right the  Purchaser  may have under the mortgage  instruments,  the Company, upon written  demand,  shall remit within two (2) Business  Days to the  Purchaser  the then outstanding  principal  balance  of the  related  Mortgage  Loan by  deposit  thereof in the
Custodial  Account.  The Company  shall  maintain the Fidelity Bond and errors and omissions insurance  insuring the Company against any loss it may sustain with respect to any Mortgage
Loan not satisfied in accordance with the procedures set forth herein.

      From time to time and as appropriate  for the servicing or foreclosure of the Mortgage
Loan,  including for the purpose of collection under any Primary Mortgage  Insurance Policy, the  Purchaser  shall,  upon  request of the Company  and  delivery  to the  Purchaser  of a servicing  receipt signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such servicing  receipt shall obligate the Company to return the  related  Mortgage  documents  to the  Purchaser  when the need  therefor  by the
Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation
Proceeds  relating to the Mortgage Loan have been deposited in the Custodial  Account or the
Mortgage File or such document has been delivered to an attorney,  or to a public trustee or other  public  official as required by law,  for purposes of  initiating  or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Company has  delivered  to the  Purchaser  a  certificate  of a
Servicing  Officer  certifying  as to the name  and  address  of the  Person  to which  such
Mortgage File or such  document was delivered and the purpose or purposes of such  delivery.
Upon receipt of a  certificate  of a Servicing  Officer  stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

      Section 6.03      Servicing Compensation.

      As compensation for its services hereunder,  the Company shall be entitled to withdraw from the  Custodial  Account (to the extent of interest  payments  collected on the Mortgage
Loans) or to retain from  interest  payments  collected on the Mortgage  Loans,  the amounts provided for as the Company's Servicing Fee, subject to payment of compensating  interest on
Principal  Prepayments  as capped by the  Servicing  Fee  pursuant  to Section  5.01  (iii).
Additional  servicing  compensation  in the form of assumption  fees, as provided in Section
6.01, and late payment  charges or otherwise  shall be retained by the Company to the extent not required to be deposited in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with  partial  Monthly  Payments.  The Company  shall be required to pay all expenses incurred by it in connection with its servicing  activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

      Section 6.04      Annual Statement as to Compliance.

      The Company will deliver to the Purchaser not later than 90 days  following the end of each fiscal year of the Company beginning in March 2004, an Officers'  Certificate  stating, as to each signatory thereof,  that (i) a review of the activities of the Company during the preceding  calendar year and of  performance  under this  Agreement has been made under such officers'  supervision,  and (ii) to the  best of such  officers'  knowledge,  based on such review,  the Company has fulfilled all of its  obligations  under this Agreement  throughout such  year,  or, if there  has been a default  in the  fulfillment  of any such  obligation, specifying  each such  default  known to such  officers  and the  nature  and status of cure provisions  thereof.  Copies of such  statement  shall be  provided  by the  Company  to the
Purchaser upon request.

      Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

      Within  ninety (90) days of Company's  fiscal year end  beginning  in March 2004,  the
Company at its  expense  shall cause a firm of  independent  public  accountants  which is a member of the American  Institute of Certified Public  Accountants to furnish a statement to the  Purchaser  to the effect  that such firm has  examined  certain  documents  and records relating  to the  Company's  servicing  of mortgage  loans of the same type as the  Mortgage
Loans  pursuant to  servicing  agreements  substantially  similar to this  Agreement,  which agreements  may  include  this  Agreement,  and that,  on the basis of such an  examination, conducted  substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the  Company's  servicing has been  conducted in compliance  with the agreements  examined  pursuant to this Section 6.05,  except for (i) such exceptions as such firm shall believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such  statement.  Copies  of such  statement  shall be  provided  by the  Company  to the
Purchaser.  In addition,  on an annual basis,  Company shall provided  Purchaser with copies of its audited financial statements.

      Section 6.06      Purchaser's Right to Examine Company Records.

      The Purchaser shall have the right to examine and audit upon reasonable  notice to the
Company,  during  business  hours  or at such  other  times as  might  be  reasonable  under applicable  circumstances,  any  and  all of the  books,  records,  documentation  or  other information  of the  Company,  or held  by  another  for the  Company  or on its  behalf  or otherwise,  which  relates to the  performance  or  observance  by the Company of the terms, covenants or conditions of this Agreement.

      The Company shall provide to the  Purchaser  and any  supervisory  agents or examiners representing a state or federal  governmental agency having jurisdiction over the Purchaser, including  but  not  limited  to  OTS,  FDIC  and  other  similar  entities,  access  to any documentation  regarding  the Mortgage  Loans in the  possession of the Company which may be required by any applicable  regulations.  Such access shall be afforded without charge, upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance  with the FDIC,  OTS,  or any other  similar  federal  or state  regulations,  as applicable.

                                        ARTICLE VII

                             REPORTS TO BE PREPARED BY SERVICER

      Section 7.01      Company Shall Provide Information as Reasonably Required.

      The Company  shall furnish to the Purchaser  during the term of this  Agreement,  such periodic,  special or other reports,  information or documentation,  whether or not provided for herein,  as shall be necessary,  reasonable or  appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the  performance of the Company under this
Agreement,  including  any reports,  information  or  documentation  reasonably  required to comply with any regulations  regarding any supervisory  agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance  with such applicable instructions  and  directions as the Purchaser  may  reasonably  request in relation to this
Agreement or the  performance  of the Company under this  Agreement.  The Company  agrees to execute and deliver all such  instruments  and take all such action as the  Purchaser,  from time to time,  may  reasonably  request in order to effectuate  the purpose and to carry out the terms of this Agreement.

      In connection with marketing the Mortgage  Loans,  the Purchaser may make available to a prospective  purchaser audited  financial  statements of the Company for the most recently completed  two (2)  fiscal  years for which  such  statements  are  available,  as well as a
Consolidated  Statement of Condition at the end of the last two (2) fiscal years  covered by any Consolidated  Statement of Operations.  If it has not already done so, the Company shall furnish  promptly to the  Purchaser  or a  prospective  purchaser  copies of the  statements specified above.

      The Company  shall make  reasonably  available  to the  Purchaser  or any  prospective
Purchaser a  knowledgeable  financial  or  accounting  officer for the purpose of  answering questions  and to permit any  prospective  purchaser  to  inspect  the  Company's  servicing facilities  for the purpose of satisfying  such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                        ARTICLE VIII

                                        THE SERVICER

      Section 8.01      Indemnification; Third Party Claims.

      The Company  agrees to indemnify the  Purchaser  and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the  failure of the  Company to observe  and  perform  its  duties,  obligations, covenants,  and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company  agrees to  indemnify  the  Purchaser  and hold it harmless against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that the Purchaser may sustain in any way from any claim,  demand,  defense or assertion based on or grounded upon, or resulting  from any  assertion  based on,  grounded  upon or  resulting  from a breach or alleged breach of any of the  representation  or warranty set forth in Sections 3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party  against  Company  with respect to this  Agreement  or the Mortgage  Loans, assume  (with the  consent  of the  Purchaser)  the  defense  of any such  claim and pay all expenses in  connection  therewith,  including  counsel  fees,  whether or not such claim is settled prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company shall follow any written  instructions  received from the Purchaser in connection  with such claim.  The Purchaser  shall promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences except when the claim relates to the failure of the
Company to service and administer the Mortgages in strict  compliance with the terms of this
Agreement,  the breach of  representation or warranty set forth in Sections 3.01 or 3.02, or the negligence,  bad faith or willful misconduct of Company.  The provisions of this Section
8.01 shall survive termination of this Agreement.

      Section 8.02      Merger or Consolidation of the Company.

      The  Company  will keep in full  effect  its  existence,  rights and  franchises  as a corporation  under the laws of the state of its  incorporation  except as permitted  herein, and will obtain and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect  the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Company may be merged or  consolidated,  or any  corporation resulting  from any merger,  conversion  or  consolidation  to which the Company  shall be a party,  or any Person  succeeding  to the business of the Company  whether or not related to loan servicing,  shall be the successor of the Company  hereunder,  without the execution or filing of any paper or any further act on the part of any of the  parties  hereto,  anything herein to the contrary notwithstanding;  provided,  however, that the successor or surviving
Person  shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,
(ii) the  deposits  of which  are  insured  by the FDIC,  SAIF  and/or  BIF,  and which is a
HUD-approved  mortgagee whose primary business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC  approved  seller/servicer  in good standing.

      Section 8.03      Limitation on Liability of the Company and Others.

      Neither the Company nor any of the officers,  employees or agents of the Company shall be under any  liability to the  Purchaser  for any action taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in judgment made in good faith; provided,  however, that this provision shall not protect the Company or any such person against any breach of warranties or representations  made herein, or failure to perform its obligations in strict  compliance with any standard of care set forth in this
Agreement,  or any liability which would  otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and conditions of this  Agreement.
The Company and any officer,  employee or agent of the Company may rely in good faith on any document  of any  kind  prima  facie  properly  executed  and  submitted  by  the  Purchaser respecting any matters arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service the Mortgage  Loans in accordance  with this  Agreement and which in its  reasonable opinion may involve it in any expenses or  liability;  provided,  however,  that the Company may,  with  the  consent  of the  Purchaser,  undertake  any such  action  which it may deem necessary  or  desirable  in  respect  to this  Agreement  and the  rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the
Purchaser will be liable,  and the Company shall be entitled to be reimbursed  therefor from the Purchaser upon written demand.

      Section 8.04      Company Not to Assign or Resign.

      The Company shall not assign this Agreement or resign from the  obligations and duties hereby  imposed on it except by mutual  consent of the Company and the Purchaser or upon the determination  that its duties hereunder are no longer  permissible under applicable law and such  incapacity  cannot be cured by the  Company.  Any such  determination  permitting  the resignation  of the  Company  shall be  evidenced  by an Opinion  of Counsel to such  effect delivered  to the  Purchaser  which  Opinion  of  Counsel  shall  be in form  and  substance acceptable to the Purchaser.  No such  resignation  shall become effective until a successor shall have assumed the Company's  responsibilities  and obligations  hereunder in the manner provided in Section 11.01.

      Section 8.05      No Transfer of Servicing.

      With respect to the retention of the Company to service the Mortgage Loans  hereunder, the  Company  acknowledges  that the  Purchaser  has acted in  reliance  upon the  Company's independent status, the adequacy of its servicing facilities,  plan, personnel,  records and procedures,  its integrity,  reputation and financial standing and the continuance  thereof.
Without in any way limiting the  generality  of this  Section,  the Company shall not either assign this Agreement or the servicing  hereunder or delegate its rights or duties hereunder or any portion  thereof,  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior  written  approval of the  Purchaser,  which  consent shall be granted or withheld in the Purchaser's sole discretion.

      Without in any way limiting the  generality  of this Section  8.05,  in the event that the Company either shall assign this Agreement or the servicing  responsibilities  hereunder or  delegate  its duties  hereunder  or any  portion  thereof  without  (i)  satisfying  the requirements  set forth herein or (ii) the prior written consent of the Purchaser,  then the
Purchaser  shall have the right to  terminate  this  Agreement,  without  any payment of any penalty or damages and  without any  liability  whatsoever  to the Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining  unpaid) or any third party.

                                         ARTICLE IX

                                          DEFAULT

      Section 9.01      Events of Default.

      In case one or more of the following  Events of Default by the Company shall occur and be continuing, that is to say:

      (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of one (1)
Business Day; or

      (ii)  failure on the part of the  Company  duly to observe or perform in any  material respect any other of the  covenants  or  agreements  on the part of the Company set forth in this Agreement  which  continues  unremedied for a period of thirty (30) days after the date on which written notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

      (iii) a  decree  or  order  of a court  or  agency  or  supervisory  authority  having jurisdiction  for  the  appointment  of a  conservator  or  receiver  or  liquidator  in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets and  liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against  the  Company  and  such  decree  or order  shall  have  remained  in force undischarged or unstayed for a period of sixty days; or

      (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshalling of assets and liabilities  or similar  proceedings  of or relating to the Company or of or relating to all or substantially all of its property; or

      (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they  become  due,  file a  petition  to take  advantage  of any  applicable  insolvency  or reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (vi) Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty days; or

      (vii) the Company  attempts to assign its right to  servicing  compensation  hereunder or the Company attempts,  without the consent of the Purchaser, to sell or otherwise dispose of all or  substantially  all of its  property or assets or to assign this  Agreement or the servicing  responsibilities  hereunder  or to delegate  its duties  hereunder or any portion thereof; or

      (viii)  the  Company  ceases to be (a)  licensed  to service  first  lien  residential mortgage  loans in any  jurisdiction  in which a  Mortgaged  Property  is  located  and such licensing is required,  and (b) qualified to transact business in any jurisdiction  where it is currently so  qualified,  but only to the extent such  non-qualification  materially  and adversely affects the Company's ability to perform its obligations hereunder; or

      (ix)  the  Company  fails  to meet  the  eligibility  criteria  set  forth in the last sentence of Section 8.02.

      Then,  and in each and every such case,  so long as an Event of Default shall not have been remedied, the Purchaser,  by notice in writing to the Company (except in the case of an
Event of Default under clauses (iii),  (iv) or (v) above, in which case,  automatically  and without  notice)  Company may, in addition to whatever  rights the  Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Company under this
Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without  compensating the Company for the same.  On or after the  receipt by the  Company of such  written  notice
(or, in the case of an Event of Default under  clauses  (iii),  (iv) or (v) above,  in which case,  automatically and without notice),  all authority and power of the Company under this
Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01. Upon written request from the
Purchaser,  the Company shall prepare,  execute and deliver, any and all documents and other instruments,  place in such successor's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary or  appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related  documents,  or  otherwise,  at the Company's  sole  expense.  The Company agrees to cooperate  with the Purchaser and such  successor in effecting the  termination of the Company's  responsibilities  and rights hereunder,  including,  without limitation,  the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Company to the  Custodial  Account or Escrow  Account or  thereafter received with respect to the Mortgage Loans or any REO Property.

      Section 9.02      Waiver of Defaults.

      The  Purchaser  may waive only by written  notice  any  default by the  Company in the performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent expressly so waived in writing.

                                         ARTICLE X

                                        TERMINATION

      Section 10.01     Termination.

      The respective  obligations and  responsibilities of the Company shall terminate upon:
(i) the later of the  final  payment  or other  liquidation  (or any  advance  with  respect thereto) of the last  Mortgage  Loan and the  disposition  of all remaining REO Property and the remittance of all funds due hereunder;  or (ii) by mutual consent of the Company and the
Purchaser in writing; or (iii) termination with cause under the terms of this Agreement.

      Section 10.02     Termination Without Cause.

      The  Purchaser  may,  at its sole  option,  terminate  any rights the Company may have hereunder,  without  cause,  upon no less than 90 days  written  notice.  Any such notice of termination  shall be in writing and  delivered to the Company as provided in Section  11.05 of this Agreement.

                                         ARTICLE XI

                                  MISCELLANEOUS PROVISIONS

      Section 11.01     Successor to the Company.

      Prior to  termination  of Company's  responsibilities  and duties under this Agreement pursuant to Sections 4.13,  8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and obligations under this Agreement,  or (ii) appoint a successor having the characteristics set forth in Section
8.02  hereof and which shall  succeed to all rights and assume all of the  responsibilities, duties and  liabilities  of the Company under this  Agreement  prior to the  termination  of
Company's responsibilities,  duties and liabilities under this Agreement. In connection with such  appointment  and  assumption,  the  Purchaser  may  make  such  arrangements  for  the compensation  of such  successor out of payments on Mortgage Loans as the Purchaser and such successor  shall  agree.  In the  event  that the  Company's  duties,  responsibilities  and liabilities  under  this  Agreement  should be  terminated  pursuant  to the  aforementioned
Sections,  the Company shall  discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this
Agreement,  and shall take no action whatsoever that might impair or prejudice the rights or financial  condition of its successor.  The  resignation  or removal of Company  pursuant to the aforementioned  Sections shall not become effective until a successor shall be appointed pursuant to this  Section and shall in no event  relieve the Company of the  representations and warranties made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such  Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company notwithstanding  any such  resignation or termination of the Company,  or the termination of this Agreement.

      Any successor  appointed as provided herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such  appointment,  whereupon such successor shall become fully vested with all the rights, powers,  duties,  responsibilities, obligations  and  liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination  or resignation of the Company or this Agreement pursuant  to  Section  4.13,  8.04,  9.01 or 10.01  shall not  affect  any  claims  that the
Purchaser may have against the Company arising prior to any such termination or resignation.

      The  Company  shall  promptly  deliver  to the  successor  the funds in the  Custodial
Account and the Escrow Account and the Mortgage  Files and related  documents and statements held by it  hereunder  and the  Company  shall  account  for all funds.  The  Company  shall execute and deliver  such  instruments  and do such other  things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,
powers,  duties,   responsibilities,   obligations  and  liabilities  of  the  Company.  The
successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for unrecovered  Servicing  Advances  which the  successor  retains  hereunder  and which  would otherwise  have  been  recovered  by the  Company  pursuant  to this  Agreement  but for the appointment of the successor servicer.

      Upon a successor's  acceptance  of  appointment  as such,  the Company shall notify by mail the Purchaser of such appointment.

      Section 11.02     Amendment.

      This  Agreement  may be amended from time to time by the Company and the  Purchaser by written agreement signed by the Company and the Purchaser.

      Section 11.03     Recordation of Agreement.

      To the extent  permitted by applicable  law, this  Agreement is subject to recordation in all  appropriate  public  offices for real property  records in all the counties or other comparable  jurisdictions  in which  any of the  properties  subject  to the  Mortgages  are situated,  and  in  any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be effected  by the Company at the  Company's  expense on  direction  of the
Purchaser  accompanied  by an  opinion  of  counsel  to the  effect  that  such  recordation materially  and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

      Section 11.04     Governing Law.

      This  Agreement  and the related  Term Sheet shall be  governed  by and  construed  in accordance with the laws of the State of New York except to the extent  preempted by Federal law. The  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

      Section 11.05     Notices.

      Any demands,  notices or other communications permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if personally  delivered at or mailed by registered  mail,  postage prepaid,  and return receipt  requested or certified mail,  return  receipt  requested,  or  transmitted  by telex,  telegraph or telecopier  and confirmed by a similar mailed writing, as follows:

      (i)   if to the Company:

            GreenPoint Mortgage Funding, Inc.
            100 Wood Hollow Drive
            Novato, California 94945
            Attention: Susan Davia
            Telecopier No: (415) 878-4369

      (ii) if to the Purchaser:

            EMC Mortgage Corporation
            Mac Arthur Ridge II,
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ms. Ralene Ruyle
            Telecopier No.:  (972) 444-2810

            With a copy to:

            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention:  Mary Haggerty

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

      Section 11.06     Severability of Provisions.

      Any part,  provision,  representation  or warranty of this  Agreement  and the related
Term  Sheet  which  is  prohibited  or which  is held to be void or  unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof.  Any part,  provision,  representation  or  warranty  of this
Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage Loan shall not  invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law that prohibits or renders void or unenforceable  any provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this Agreement  shall deprive any party of the  economic  benefit  intended  to be  conferred  by this  Agreement,  the  parties  shall negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible  the  same  as the  economic  effect  of  this  Agreement  without  regard  to such invalidity.

      Section 11.07     Exhibits.

      The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

      Section 11.08     General Interpretive Principles.

      For purposes of this Agreement,  except as otherwise  expressly provided or unless the context otherwise requires:

      (i)   the terms defined in this Agreement  have the meanings  assigned to them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

      (ii)        accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

      (iii)       references herein to "Articles", "Sections",  Subsections",  "Paragraphs",
and  other  subdivisions  without  reference  to a  document  are  to  designated  Articles,
Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (iv)        a reference to a Subsection  without  further  reference to a Section is a reference  to such  Subsection  as  contained  in the same  Section  in which the  reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (v)   the words  "herein",  "hereof ",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (vi)        the term "include" or "including" shall mean without  limitation by reason of enumeration; and

      (viii)      headings of the Articles and Sections in this  Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

      Section 11.09     Reproduction of Documents.

      This Agreement and all documents relating thereto, including,  without limitation, (i)
consents,  waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents received by any party at the  closing,  and (iii)  financial  statements,  certificates  and other information previously or hereafter furnished,  may be reproduced by any photographic, photostatic,  microfilm,  micro-card,  miniature  photographic or other similar process. The parties  agree that any such  reproduction  shall be  admissible in evidence as the original itself in any  judicial  or  administrative  proceeding,  whether or not the  original is in existence and whether or not such  reproduction was made by a party in the regular course of business,  and that any enlargement,  facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.10     Confidentiality of Information.

      Each party recognizes that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial condition,  operations and prospects of the other  party.  Each party  agrees to keep all  non-public  information  regarding  the other party strictly  confidential,  and to use all such information solely in order to effectuate the purpose of the Agreement,  provided that each party may provide confidential information to its employees,  agents and  affiliates who have a need to know such  information in order to effectuate  the  transaction,  provided  further that such  information  is identified as confidential non-public information.  In addition,  confidential information may be provided to a regulatory  authority with supervisory power over Purchaser,  provided such information is identified as confidential non-public information.

      Notwithstanding  other  provisions  of this  Section  16.14 or any  other  express  or implied agreement,  arrangement, or understanding to the contrary, the Company and Purchaser
(the  "Parties")  agree that the Parties  (and their  employees,  representatives  and other agents)  may  disclose  to any and all  persons,  without  limitation  of any kind  from the commencement of discussions,  the purported or claimed U.S.  federal income tax treatment of the  purchase  of the  Mortgage  Loans  and  related  transactions  covered  by this  letter agreement  ("tax  treatment")  and any fact that may be  relevant to  understanding  the tax treatment ("tax  structure") and all materials of any kind (including  opinions or other tax analyses)  that  are  provided  to the  Parties  relating  to  such  tax  treatment  and tax structure,  except where  confidentiality is reasonably  necessary to comply with securities laws.

      Section 11.11     Recordation of Assignments of Mortgage.

      To the extent  permitted by  applicable  law,  each of the  Assignments  is subject to recordation in all appropriate  public offices for real property records in all the counties or other  comparable  jurisdictions  in which  any or all of the  Mortgaged  Properties  are situated,  and  in  any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be  effected by and at the  Company's  expense in the event  recordation  is either necessary under applicable law or requested by the Purchaser at its sole option.

      Section 11.12     Assignment.

      The  Purchaser  shall have the right,  without  the consent of the  Company,  to assign,  in whole or in part,  its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any person to exercise any rights of the Purchaser  hereunder,  by executing an Assignment  and  Assumption
      Agreement  substantially  in the form of  Exhibit D hereto and the  assignee  or designee shall accede to the rights and  obligations  hereunder of the Purchaser with  respect  to such  Mortgage  Loans.  In no  event  shall  Purchaser  sell a partial  interest in any Mortgage  Loan without the written  consent of Company,
      which  consent  shall  not  be  unreasonably   denied.  All  references  to  the
      Purchaser  in this  Agreement  shall  be  deemed  to  include  its  assignee  or designee.  The  Company  shall  have the  right,  only with the  consent  of the
      Purchaser or otherwise in accordance  with this Agreement,  to assign,  in whole or in part,  its interest  under this  Agreement  with respect to some or all of the Mortgage Loans.

      Section 11.13     No Partnership.

      Nothing herein  contained shall be deemed or construed to create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

      Section 11.14     Execution: Successors and Assigns.

      This  Agreement  may be  executed  in one or more  counterparts  and by the  different parties hereto on separate  counterparts,  each of which, when so executed,  shall be deemed to  be an  original;  such  counterparts,  together,  shall  constitute  one  and  the  same agreement.  Subject to this Agreement  shall inure to the benefit of and be binding upon the
Company and the Purchaser and their respective successors and assigns.

      Section 11.15     Entire Agreement.

      The Company acknowledges that no representations,  agreements or promises were made to the  Company by the  Purchaser  or any of its  employees  other than those  representations,
agreements  or  promises  specifically  contained  herein  and  in  the  Confirmation.   The
Confirmation  and  this  Agreement  and  the  related  Term  Sheet  sets  forth  the  entire understanding  between the parties hereto;  provided,  however,  only this Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency  between the  Confirmation  and this  Agreement,  this  Agreement and the related Term Sheet shall control.

      Section 11.16.  No Solicitation.

      From and after the Closing Date,  the Company  agrees that it will not take any action or  permit  or  cause  any  action  to be  taken  by any of its  agents  or  affiliates,  to personally,  by telephone or mail,  solicit the borrower or obligor  under any Mortgage Loan to refinance the Mortgage  Loan, in whole or in part,  without the prior written  consent of the  Purchaser.  Notwithstanding  the  foregoing,  it is  understood  and  agreed  that  (i)
promotions  undertaken  by the Company or any affiliate of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall consist primarily  of the Mortgage  Loans,  including,  without  limitation,  mass mailing  based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and
(ii)  responses to  unsolicited  requests or inquiries  made by a Mortgagor or an agent of a
Mortgagor,  shall not constitute  solicitation  under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any
Mortgagor  for any other  financial  products or  services.  The Company  shall use its best efforts to prevent the sale of the name of any  Mortgagor to any Person who is not affiliate of the Company.

      Section 11.17.  Closing.

      The closing for the purchase  and sale of the  Mortgage  Loans shall take place on the related  Closing  Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree, or conducted in person,  at such place as the parties shall agree.

      The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

      (a)   at least one (1) Business  Day prior to the related  Closing  Date,  the Company shall deliver to the  Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis  of the  information  contained  in the  related  Mortgage  Loan  Schedule attached to the related Term Sheet;

      (b)   all of the  representations  and  warranties of the Company under this Agreement shall be materially  true and correct as of the related Closing Date and no event shall have occurred  which,  with notice or the passage of time,  would  constitute a material  default under this Agreement;

      (c)   the Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have received in escrow,  all documents  required  pursuant to this  Agreement,  the related Term
Sheet, an opinion of counsel and an officer's  certificate,  all in such forms as are agreed upon and  acceptable  to the  Purchaser,  duly  executed by all  signatories  other than the
Purchaser as required pursuant to the terms hereof;

      (d)   the  Company  shall  have  delivered  and  released  to the  Purchaser  (or  its designee) on or prior to the related  Closing Date all  documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

      (e)   all other terms and  conditions  of this  Agreement,  the related Term Sheet and the Confirmation shall have been materially complied with.

      Subject to the foregoing  conditions,  the  Purchaser  shall pay to the Company on the related Closing Date the Purchase Price,  plus accrued interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately  available funds to the account  designated by the Company.

      Section 11.18.    Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)    one or more  third  party  purchasers  in one or more in whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit D hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this Agreement.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2)  to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by  the
Purchaser;  (3) to restate the representations and warranties set forth in this Agreement as of the  settlement  or  closing  date  in  connection  with  such  Reconstitution  (each,  a
"Reconstitution  Date");  and (4) to  provide  customary  indemnification  to the  Purchaser and/or its affiliates for any losses,  claims,  damages,  and liabilities  arising out of or based upon  information  the Company  provided or caused to be provided in connection with a
Pass-Through  Transfer.  In that  connection,  the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such  Reconstitution:  (i) any and all information (including servicing portfolio information) and appropriate  verification of information  (including  servicing portfolio  information) which may be reasonably available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the
Purchaser or any such other participant shall request upon reasonable  demand; and (ii) such additional  representations,  warranties,  covenants,  opinions  of  counsel,  letters  from auditors,  and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the  Purchaser or any such other  participant.  In connection with each  Pass-Through  Transfer,  the Company  agrees to provide  reasonable and customary indemnification to the Purchaser and its affilates for disclosure  contained in any offering document  relating to the Company or its affilates,  the Mortgage Loans and the underwriting standards of the Mortgage  Loans.  The Purchaser shall be responsible for the costs relating to the delivery of such information.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

Section 11.19.    Reporting with Respect to a Reconstitution.

      The  Company  agrees  that with  respect  to any  Mortgage  Loan  sold or  transferred
pursuant  to  a  Reconstitution   as  described  in  Section  11.18  of  this  Agreement  (a
"Reconstituted  Mortgage Loan"),  the Company,  at its expense,  shall provide the Purchaser with the information set forth in Exhibit J attached hereto for each Reconstituted  Mortgage
Loan in such  electronic  format  as may be  mutually  agreed  upon  by both  Purchaser  and
Company.

      IN WITNESS  WHEREOF,  the Company  and the  Purchaser  have  caused  their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.

                                   EMC MORTGAGE CORPORATION
                                           Purchaser

                                    By:________________________
                                    Name:
                                    Title:

                                   GREENPOINT MORTGAGE FUNDING, INC.
                                            Company

                                    By: _______________________
                                    Name:
                                    Title:

                                         EXHIBIT A
                                 CONTENTS OF MORTGAGE FILE

      With  respect to each  Mortgage  Loan,  the  Mortgage  File shall  include each of the following items,  which shall be available for inspection by the Purchaser,  and which shall be  retained by the Company in the  Servicing  File or  delivered  to the  Purchaser  or its designee  pursuant to  Sections  2.04 and 2.05 of the  Purchase,  Warranties  and  Servicing
Agreement.

      1.    The    original    Mortgage    Note    endorsed    "Pay   to   the    order   of
____________________________________________________,  without  recourse,"  and  signed  via original  signature  in  the  name  of  the  Company  by an  authorized  officer,  with  all intervening  endorsements  showing a  complete  chain of title  from the  originator  to the
Company,  together  with  any  applicable  riders.  In no  event  may  an  endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Company  while doing  business  under another name, the  endorsement  must be by "[Company]  formerly  known as [previous  name]".
Mortgage  Notes  may  be  in  the  form  of a  lost  note  affidavit  subject  to  Purchaser acceptability.

      2. The original  Mortgage  (together with a standard  adjustable  rate mortgage rider)
with  evidence of recording  thereon,  or a copy thereof  certified by the public  recording office in which such  mortgage has been  recorded or, if the original  Mortgage has not been returned from the applicable  public recording  office, a true certified copy,  certified by the Company.

      3.  The  original  or  certified  copy,  certified  by the  Company,  of  the  Primary
Mortgage Insurance Policy, if required.

      4.    The       original       Assignment,       from       the       Company       to
_____________________________________,  or  in  accordance  with  Purchaser's  instructions, which assignment shall, but for any blanks requested by Purchaser,  be in form and substance acceptable  for  recording.  If the Mortgage  Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment  must be by "[Company]  formerly known as [previous  name]".  If the  Mortgage  Loan was acquired by the Company in a merger, the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".
None of the Assignments are blanket assignments of mortgage.

      5.    The  original  policy of title  insurance,  including  riders  and  endorsements thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

      6.    Originals of all recorded intervening Assignments,  or copies thereof, certified by the  public  recording  office in which such  Assignments  have been  recorded  showing a complete  chain of title from the  originator  to the  Company,  with  evidence of recording thereon,  or a  copy  thereof  certified  by the  public  recording  office  in  which  such
Assignment  has been recorded or, if the original  Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

      7.    Originals,  or copies thereof  certified by the public recording office in which such documents have been recorded,  of each  assumption,  extension,  modification,  written assurance or  substitution  agreements,  if applicable,  or if the original of such document has not been returned from the applicable  public  recording  office, a true certified copy, certified by the Company.

      8.    If the Mortgage  Note or Mortgage or any other  material  document or instrument relating to the Mortgage  Loan has been signed by a person on behalf of the  Mortgagor,  the original or copy of power of attorney or other  instrument  that  authorized  and  empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction where the Mortgaged Property is located,  or a copy thereof certified by the public  recording  office in which such instrument has been recorded or, if the original  instrument has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

      9.    reserved.

      10.   Mortgage Loan closing statement (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

      11.  Residential loan application.

      12.   Uniform   underwriter  and  transmittal   summary  (Fannie  Mae  Form  1008)  or
reasonable equivalent.

      13.   Credit report on the mortgagor.

      14.   Business credit report, if applicable.

      15.   Residential appraisal report and attachments thereto.

      16.   The original of any guarantee executed in connection with the Mortgage Note.

      17.   Verification  of  employment  and income  except for Mortgage  Loans  originated under a  limited  documentation  program,  all in  accordance  with  Company's  underwriting guidelines.

      18.   Verification  of acceptable  evidence of source and amount of down  payment,  in accordance with Company's underwriting guidelines.

      19.   Photograph of the Mortgaged Property (may be part of appraisal).

      20.   Survey of the Mortgaged Property, if any.

      21.   Sales contract, if applicable.

      22.   If available,  termite report,  structural  engineer's report, water portability and septic certification.

      23.   Any original  security  agreement,  chattel  mortgage or equivalent  executed in connection with the Mortgage.

      24.   Name affidavit, if applicable.

      Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                         EXHIBIT B

                             CUSTODIAL ACCOUNT LETTER AGREEMENT

                                    ______________, 2003

To:   [_______________________]
      (the "Depository")

      As "Company"  under the  Purchase,  Warranties  and Servicing  Agreement,  dated as of
[_____________________] 1, 200[_] (the "Agreement"),  we hereby authorize and request you to establish an account,  as a Custodial Account pursuant to Section 4.04 of the Agreement,  to be designated as  "[______________________________________],  in trust for the  [Purchaser],
Owner of Adjustable  Rate Mortgage  Loans".  All deposits in the account shall be subject to withdrawal  therefrom  by order  signed by the  Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                          [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

      The undersigned,  as "Depository",  hereby certifies that the above described  account has been  established  under Account  Number  [__________],  at the office of the depository indicated  above,  and agrees to honor  withdrawals on such account as provided  above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund or the Savings
Association  Insurance  Fund or will be invested in Permitted  Investments as defined in the
Agreement.

                                    [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                         EXHIBIT C

                              ESCROW ACCOUNT LETTER AGREEMENT
                                    _____________, 2003

To:   [_______________________]
      (the "Depository")

      As "Company"  under the  Purchase  Warranties  and  Servicing  Agreement,  dated as of
[____________________]1,  200[_] (the  "Agreement"),  we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement,  to be designated  as  "[__________________________],  in  trust  for  the  [Purchaser],  Owner  of
Adjustable Rate Mortgage Loans,  and various  Mortgagors." All deposits in the account shall be  subject  to  withdrawal  therefrom  by order  signed  by the  Company.  This  letter  is submitted to you in duplicate.  Please execute and return one original to us.

                              [_____________________]

                              By:____________________________
                              Name:__________________________
                              Title:_________________________

      The undersigned,  as "Depository",  hereby certifies that the above described  account has been  established  under  Account  Number  __________,  at the office of the  depository indicated  above,  and agrees to honor  withdrawals on such account as provided  above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund or the Savings
Association  Insurance  Fund or will be invested in Permitted  Investments as defined in the
Agreement.

                              [______________________]

                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                         EXHIBIT D

                  FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR
Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"),
___________________ (the "Assignee"), and _______________________ (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto  (the  "Assigned  Loan  Schedule")  now  serviced  by Company  for  Assignor  and its successors and assigns pursuant to the Purchase,  Warranties and Servicing Agreement,  dated as of _________,  200__,  between Assignor and Company (the "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                            Purchase, Assignment and Assumption

      1.    Assignor  hereby  grants,  transfers  and assigns to Assignee  all of the right, title and  interest of Assignor in the  Assigned  Loans and, as they relate to the  Assigned
Loans, all of its right, title and interest in, to and under the Purchase Agreement.

      2.    Simultaneously  with the execution  hereof,  (i) Assignee  shall pay to Assignor the "Funding  Amount" as set forth in that certain letter  agreement,  dated as of _________
____, between Assignee and Assignor (the "Confirmation") and (ii) Assignor,  at its expense, shall have caused to be delivered  to Assignee or its  designee  the Mortgage  File for each
Assigned  Loan in  Assignor's or its  custodian's  possession,  as set forth in the Purchase
Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the
Company,  in blank,  and an assignment of mortgage in recordable  form from the Company,  in blank.  Assignee  shall pay the Funding  Amount by wire  transfer of  immediately  available funds to the account  specified by  Assignor.  Assignee  shall be entitled to all  scheduled payments due on the Assigned Loans after ___________,  200__ and all unscheduled payments or
other   proceeds  or  other   recoveries  on  the  Assigned  Loans  received  on  and  after
_____________, 200__.

                         Representations, Warranties and Covenants

      3.    Assignor warrants and represents to Assignee and Company as of the date hereof:

      (a)   Attached  hereto as  Attachment  2 is a true and  accurate  copy of the Purchase
Agreement,  which  agreement  is in full  force  and  effect as of the date  hereof  and the provisions  of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

      (b)   Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans and any and all of its  interests,  rights  and  obligations  under the
Purchase  Agreement  as they relate to the Assigned  Loans,  free and clear from any and all claims  and  encumbrances;  and upon the  transfer  of the  Assigned  Loans to  Assignee  as contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations  under the  Purchase
Agreement as they relate to the Assigned Loans, free and clear of any and all liens,  claims and encumbrances;

            (c)   There  are no  offsets,  counterclaims  or  other  defenses  available  to
Company with respect to the Assigned Loans or the Purchase Agreement;

      (d)   Assignor  has no  knowledge  of, and has not  received  notice  of, any  waivers under, or any modification of, any Assigned Loan;

      (e)   Assignor is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

            (f)   Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the  transactions set forth herein.  The consummation of the  transactions  contemplated by this PAAR Agreement is in the ordinary  course of  Assignor's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions or  provisions of Assignor's  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which  Assignor or its  property  is subject.  The  execution, delivery and  performance by Assignor of this PAAR Agreement and the  consummation  by it of the transactions  contemplated  hereby, have been duly authorized by all necessary corporate action on part of Assignor.  This PAAR  Agreement  has been duly  executed and  delivered by
Assignor  and, upon the due  authorization,  execution and delivery by Assignee and Company, will constitute the valid and legally  binding  obligation of Assignor  enforceable  against
Assignor  in  accordance  with  its  terms  except  as  enforceability  may  be  limited  by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
registration  with, any  governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by  Assignor  of this  PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

(h)   Neither  Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans, or solicited  any  offer to buy or  accept a  transfer,  pledge  or  other  disposition  of the
Assigned Loans, or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned  Loans,  or any interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other  manner,  or taken any other  action  which would  constitute  a  distribution  of the
Assigned  Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the  Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                  4.    Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

      (a)   Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

      (b)   Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by
Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against
Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c)   No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any  governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by  Assignee  of this  PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

            (d)   Assignee agrees to be bound as "Purchaser" by all of the terms,  covenants and conditions of the Purchase  Agreement with respect to the Assigned  Loans,  and from and after the date hereof,  Assignee assumes for the benefit of each of Assignor and Company all of  Assignor's  obligations  as  "Purchaser"  thereunder  but  solely  with  respect to such
Assigned Loans.

            5.    Company warrants and represents to, and covenant with, Assignor and
Assignee as of the date hereof:

            (a)   Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

      (b)   Company is duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power and authority to service the  Assigned  Loans and  otherwise  to perform its  obligations  under the Purchase
Agreement;

(c)   Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this PAAR
            Agreement is in the ordinary course of Company's  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or provisions of
            Company's  charter  or  by-laws  or  any  legal  restriction,  or  any  material agreement  or  instrument  to  which  Company  is now a party  or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by Company of this PAAR Agreement and the  consummation by it of
            the  transactions   contemplated  hereby,  have  been  duly  authorized  by  all necessary  corporate  action on part of Company.  This PAAR  Agreement  has been duly  executed  and  delivered  by  Company,  and,  upon the due  authorization, execution and delivery by Assignor and Assignee,  will  constitute the valid and
            legally  binding   obligation  of  Company,   enforceable   against  Company  in
            accordance  with  its  terms  except  as   enforceability   may  be  limited  by
            bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally,  and by general principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

(d)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by  Assignee in  connection  with the  execution,  delivery  or  performance  by
            Company of this PAAR Agreement,  or the  consummation by it of the  transactions contemplated hereby; and

(e)   No event has occurred  from the Closing Date to the date hereof which would render the representations  and  warranties  as to the related  Assigned  Loans made by the
            Company in Sections 3.01 and 3.02 of the Purchase  Agreement to be untrue in any material respect.

(f)   Neither  this  AAR  Agreement  nor  any  certification,  statement,  report  or  other agreement,  document or  instrument  furnished or to be furnished by the Company pursuant to this AAR Agreement  contains or will contain any  materially  untrue statement  of fact or omits or will omit to state a fact  necessary  to make the statements contained therein not misleading.

            Recognition of Assignee

      6.    From and after the date hereof,  Company  shall  recognize  Assignee as owner of the  Assigned  Loans and will  service the Assigned  Loans in  accordance  with the Purchase
Agreement.  It is the intention of Assignor,  Company and Assignee that this PAAR  Agreement shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company  nor  Assignor  shall  amend or agree to  amend,  modify, waiver,  or otherwise  alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned
Loans without the prior written consent of Assignee.

Miscellaneous

                  7.    All  demands,  notices and  communications  related to the  Assigned
Loans,  the  Purchase  Agreement  and this PAAR  Agreement  shall be in writing and shall be deemed to have been duly given if  personally  delivered  at or mailed by  registered  mail, postage prepaid, as follows:

      (a)   In the case of Company,

            ____________________
            ____________________
            ____________________
            ____________________
            ____________________

            With a copy to ______________________________________.

(b)   In the case of Assignor,

            ____________________
            ____________________
            ____________________
            ____________________
            ____________________

      (c)   In the case of Assignee,

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Raylene Ruyle
            Telecopier No.:  (972) 444-2810

            with a copy  to:

            ___________________
            383 Madison Avenue
            New York, New York 10179
            Attention: ___________
            Telecopier No.:  (212) 272-____

      8.    Each party will pay any  commissions  it has  incurred and the fees of its attorneys in connection with the  negotiations  for,  documenting of and closing of the transactions contemplated by this PAAR Agreement.

      9.    This PAAR Agreement  shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      10.   No term or provision  of this PAAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This PAAR Agreement  shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

      12.   This PAAR  Agreement  shall survive the  conveyance of the Assigned  Loans,  the assignment  of the Purchase  Agreement  to the extent of the  Assigned  Loans by Assignor to
Assignee and the termination of the Purchase Agreement.

      13.   This  PAAR   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this
PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

15.   The Company and Assignor hereby amend the Purchase Agreement as follows:

      (a)   The following definitions are added to Section 1.01 of the Purchase Agreement:

      Securities Administrator:     ________________________

      Supplemental PMI Insurer:     ________________________

      Supplemental PMI Policy:The primary  guarantee  insurance  policy of the  Supplemental
      PMI Insurer  attached  hereto as Exhibit J, or any successor  Supplemental  PMI Policy given to the Servicer by the Assignee.

      Trustee:     ________________________

      (b)   The following definition is amended and restated:

      Insurance Proceeds:     Proceeds  of  any  Primary  Mortgage   Insurance  Policy,  the
      Supplemental  PMI Policy,  any title policy,  any hazard insurance policy or any other insurance  policy  covering  a  Mortgage  Loan or other  related  Mortgaged  Property, including any amounts  required to be deposited in the Custodial  Account  pursuant to
      Section 4.04, to the extent such proceeds are not to be applied to the  restoration of the  related  Mortgaged  Property  or released to the  Mortgagor  in  accordance  with
      Accepted Servicing Practices.

      (c)   The  following  are added as the fourth,  fifth and sixth  paragraphs of Section
      4.08:

      "In  connection  with its  activities as servicer,  the Company  agrees to prepare and present, on behalf of itself and the Purchaser,  claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard,  to take such action as shall be necessary  to permit  recovery  under any  Supplemental  PMI Policy  respecting  a defaulted
Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any
Supplemental PMI Policy shall be deposited in the Custodial  Account,  subject to withdrawal pursuant to Section 4.05.

      In  accordance  with the  Supplemental  PMI Policy,  the Company  shall provide to the
Supplemental PMI Insurer any required information regarding the Mortgage Loans.

      The Company shall  provide to the  [Securities  Administrator]  on a monthly basis via computer tape, or other mutually  acceptable format,  the unpaid principal balance,  insurer certificate  number,  lender loan number,  and premium due the  Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy.  In addition,  the Company agrees to forward to the  Purchaser  and the  [Securities  Administrator]  any  statements or other reports given by the  Supplemental  PMI Insurer to the Servicer in  connection  with a claim under the Supplemental PMI Policy."

      (d)   Clause (vi) of Section 6.1 is amended to read as follows:

      "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan seller or servicer  for more than thirty  days,  or the Company  fails to meet the  servicer eligibility requirements of the Supplemental PMI Insurer; or"]

      (e)   Section ____      Annual Statement as to Compliance.

      The Company  will  deliver to the Master  Servicer on or before March 15 of each year, beginning with March 15, 200__,  an Officers'  Certificate  stating that (i) a review of the activities of the Company during the preceding  calendar year and of performance  under this
Agreement  has been made  under  such  officers'  supervision,  (ii) the  Company  has fully complied  with the  provisions  of this  Agreement  and (iii) to the best of such  officers'
knowledge,  based on such review,  the Company has  fulfilled all of its  obligations  under this Agreement  throughout  such year, or, if there has been a default in the fulfillment of any such  obligation,  specifying each such default known to such officer and the nature and status thereof.

      (f)   Section ____ Annual Certification.

(a) The Company  will  deliver to the Master  Servicer,  on or before  March 15 of each year beginning  March 15, 200__ a  certification  in the form attached  hereto as Exhibit __ with respect to the servicing  reports  delivered by the Company pursuant to this Agreement,  the
Company's  compliance  with the servicing  obligations  set forth in this  Agreement and any other information within the control of the Company.  Such certification  shall be signed by the senior  officer in charge of servicing of the Company.  In addition,  the Company  shall provide such other  information  with respect to the Mortgage  Loans and the  servicing  and administration  thereof  within the control of the Company which shall be required to enable the Master  Servicer,  Trustee or  Depositor,  as  applicable,  to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended.

      IN WITNESS  WHEREOF,  the parties  hereto have executed this PAAR  Agreement as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                          Assignor

                                          By:
                                          Name:
                                          Title:

                                          _________________________________
                                          Assignee

                                          By:
                                          Name:
                                          Title:

                                          _________________________________
                                          Company

                                          By:
                                          Name:
                                          Title:

                                  EXHIBIT  ___

                               FORM OF COMPANY CERTIFICATION

I,  [identify  certifying  individual],   certify  to  the  [Trustee]  [Seller]  [Securities
Administrator] [Mortgage Loan Seller] [Purchaser] and [Master Servicer] that:

      1.    I have  reviewed the servicing  reports  prepared by [COMPANY]  (the  "Company")
pursuant to the [Servicing  Agreement] (the "Servicing  Agreement"),  dated as of __________
between  __________ and the Company (as modified by the AAR Agreement (as defined below) and delivered  to  [MASTER  SERVICER]  (the  "Master  Servicer")  pursuant  to  the  Assignment,
Assumption and Recognition  Agreement (the "AAR  Agreement"),  dated as of __________  among
[ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

      2.    Based on my knowledge,  the information in these reports, taken as a whole, does not  contain  any  untrue  statement  of a material  fact or omit to state a  material  fact necessary  to make the  statements  made,  in light of the  circumstances  under  which such statements  were  made,  not  misleading  as of the last day of the  period  covered by such servicing reports.

      3.    Based on my knowledge,  the servicing information required to be provided to the
Master  Servicer  under the  Servicing  Agreement and the AAR Agreement is included in these reports.

      4.    I am responsible  for reviewing the  activities  performed the Company under the
Servicing  Agreement  and the AAR  Agreement  and based upon the review  required  under the
Servicing  Agreement and the AAR Agreement,  and except as disclosed in the Annual Statement of Compliance,  the Company has fulfilled its obligations under the Servicing  Agreement and the AAR Agreement.

      5.    I have  disclosed to the Master  Servicer's  certified  public  accountants  all significant  deficiencies  relating to the Company's  compliance with the minimum  servicing standards  in  accordance  with a review  conduced in  compliance  with the  Uniform  Single
Attestation  Program for Mortgage  Bankers or similar standard as set forth in the Servicing
Agreement and the AAR Agreement.

      Capitalized  terms used but not defined  herein have the meanings  ascribed to them in the AAR Agreement.

Date:______________

_____________________
[Signature]
[Title]

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

4

                                        ATTACHMENT 2

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         EXHIBIT E

                                   FORM OF TRIAL BALANCE

                                         EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:   Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing  Agreement (the  "Agreement")  between the
Company and the Purchaser,  the undersigned hereby certifies that he or she is an officer of the  Company  requesting  release of the  documents  for the  reason  specified  below.  The undersigned further certifies that:

(Check one of the items below)

_____ On  _________________,  the above captioned mortgage loan was paid in full or that the
Company has been  notified  that payment in full has been or will be  escrowed.  The Company hereby  certifies  that all amounts with  respect to this loan which are required  under the
Agreement have been or will be deposited in the Custodial Account as required.

_____ The  above  captioned  loan  is  being  repurchased  pursuant  to  the  terms  of  the
Agreement.  The Company hereby  certifies that the repurchase price has been credited to the
Custodial Account as required under the Agreement.

_____ The above  captioned  loan is being placed in foreclosure  and the original  documents are required to proceed with the foreclosure  action.  The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized  terms used herein and not defined shall have the meanings  assigned to them in the Agreement.

      Based on this certification and the indemnities provided for in the Agreement,  please release to the Company all original mortgage  documents in your possession  relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
      Title

Send documents to:      _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

      Purchaser hereby  acknowledges that all original documents  previously released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                             COMPANY'S UNDERWRITING GUIDELINES

                                         EXHIBIT I

                                         TERM SHEET

      This TERM  SHEET  (the "Term  Sheet")  dated  [______],  between  Greenpoint  Mortgage
Funding, Inc., a New York corporation,  located at 100 Wood Hollow Drive, Novato, California
94945 (the "Company") and EMC Mortgage Corporation,  a Delaware corporation,  located at Mac
Arthur Ridge II, 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038 (the  "Purchaser")
is made  pursuant to the terms and  conditions  of that  certain  Purchase,  Warranties  and
Servicing  Agreement (the  "Agreement")  dated as of September 1, 2003,  between the Company and the Purchaser,  the provisions of which are incorporated  herein as if set forth in full herein, as such terms and conditions may be modified or supplemented  hereby.  All initially capitalized  terms used herein unless  otherwise  defined  shall have the meanings  ascribed thereto in the Agreement.

      The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the
Purchaser,  all of the  Company's  right,  title and interest in and to the  Mortgage  Loans described on the Mortgage  Loan  Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with  the  terms  and  conditions  set  forth in the  Agreement,  as same may be supplemented or modified hereby.  Hereinafter,  the Company shall service the Mortgage Loans for the benefit of the  Purchaser  and all  subsequent  transferees  of the  Mortgage  Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.    Definitions

      For  purposes  of the  Mortgage  Loans to be sold  pursuant  to this Term  Sheet,  the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the  conditions  specified in the  Agreement,  the  obligation of each of the
Company  and the  Purchaser  is subject to the  fulfillment,  on or prior to the  applicable
Closing Date, of the following additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the  Agreement,  the following
documents shall be delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

      [In addition to the  representations  and warranties set forth in the Agreement,
      as  of  the  date   hereof,   the  Company   makes  the   following   additional
      representations  and  warranties  with  respect to the Mortgage  Loans:  [None].
      [Notwithstanding  anything  to the  contrary  set forth in the  Agreement,  with
      respect  to  each  Mortgage   Loan  to  be  sold  on  the  Closing   Date,   the
      representation  and warranty set forth in Section ______ of the Agreement  shall be modified to read as follows:]

            Except as modified herein,  Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS  WHEREOF,  the parties  hereto  have  caused  their names to be signed  hereto by their  respective  duly  authorized  officers  as of the date first  above written.

                        GREENPOINT MORTGAGE FUNDING, INC.

                        By:
                        Name:
                        Title:

                        EMC MORTGAGE CORPORATION

                        By:
                        Name:
                        Title:

52

Error! Unknown document property name.
                                         SCHEDULE I

                                   MORTGAGE LOAN SCHEDULE

                                         EXHIBIT J

                           RECONSTITUTED MORTGAGE LOAN REPORTING

 (a)     Servicer Mortgage Loan Number
 (b)     FNMA Mortgage Loan Number (if applicable)
 (c)     Lender/Seller Mortgage Loan Number     (if available)
 (d)     Scheduled Balance (scheduled end of month balance reporting to Master
 Servicer/Trustee)
 (e)     Actual Balance (actual end of month balance received from Mortgagor)
 (f)     Gross Rate (current gross rate)
 (g)     Net Rate (current passthrough)
 (h)     Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
 (i)     Delinquency Month (if available)
 (j)     Default Flag, i.e. FC, REO, etc. (if available)
 (k)     Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
 (l)     Foreclosure start date
 (m)     Foreclosure end date
 (n)     REO Property date
 (o)     With respect to Liquidated Mortgage Loans:
         (i)  amount of loss or gain (as applicable)
         (ii)  the date of the loss or gain.
         (iii)  the liquidation reason (paid in full or repurchased out of deal)
 (p)     Fannie's Laser Reporting
         (i)  Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.)
         (ii)  Action Date
         (iii)  Remit Prin (submitted principal amount)
         (iv)  Remit Int (submitted interest amount)
         (v)  Pool/Invest indicator (indicating Schedule/Schedule or Actual/Actual pool)

                                                                                EXHIBIT I-28

                                    AMENDMENT NUMBER ONE
                                           to the

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                Dated as of January 1, 2006

                                          between

                                 EMC MORTGAGE CORPORATION,
                                        as Purchaser

                                            and

                             GREENPOINT MORTGAGE FUNDING, INC.,
                                         as Company

      This AMENDMENT NUMBER ONE (this  "Amendment") is made and entered into this 1st day of
January,  2006,  by and  between  EMC  Mortgage  Corporation,  a  Delaware  corporation,  as purchaser  (the  "Purchaser")  and  GreenPoint  Mortgage  Funding,  Inc.,  as  company  (the
"Company") in connection with the Purchase,  Warranties and Servicing Agreement, dated as of
September 1, 2003, between the above mentioned parties (the "Agreement").  This Amendment is made pursuant to Section 11.02 of the Agreement.

                                          RECITALS

      WHEREAS,    the parties hereto have entered into the Agreement;

      WHEREAS,  the Agreement  provides that the parties thereto may enter into an amendment to the Agreement;

      WHEREAS,  the  parties  hereto  desire  to amend  the  Agreement  as set forth in this
Amendment; and

      NOW,  THEREFORE,  in  consideration  of the  premises  and for other good and valuable consideration,  the receipt and  sufficiency  of which is hereby  acknowledged,  the parties hereto agree as follows:

      1.    Capitalized  terms used herein and not defined  herein  shall have the  meanings assigned to such terms in the Agreement.

      2.    Article I of the Agreement is hereby amended  effective as of the date hereof by adding the following definitions to Section 1.01:

      Commission or SEC:  The Securities and Exchange Commission.

      Depositor:  The  depositor,  as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Master  Servicer:  With  respect  to  any  Securitization  Transaction,   the  "master
servicer," if any, identified in the related transaction documents.

      Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly  or  indirectly  to an  issuing  entity  in connection  with an issuance  of  publicly  offered or  privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Prepayment  Charge: Any prepayment  premium,  penalty or charge payable by a Mortgagor in connection with any Principal  Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

      Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided  that the  following  conditions  are  satisfied:  (i)  such  Mortgage  Loans  were originated  pursuant to an agreement  between the Company and such Person that  contemplated that  such  Person  would  underwrite  mortgage  loans  from  time to time,  for sale to the
Company, in accordance with underwriting  guidelines  designated by the Company ("Designated
Guidelines") or guidelines  that do not vary  materially  from such  Designated  Guidelines;
(ii) such  Mortgage  Loans were in fact  underwritten  as  described in clause (i) above and were  acquired  by the  Company  within 180 days  after  origination;  (iii)  either (x) the
Designated  Guidelines  were, at the time such Mortgage Loans were  originated,  used by the
Company in  origination  of mortgage  loans of the same type as the  Mortgage  Loans for the
Company's  own account or (y) the  Designated  Guidelines  were,  at the time such  Mortgage
Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in  originating  mortgage  loans to be  purchased  by the  Company;  and  (iv)  the  Company employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase  or post-purchase  quality assurance procedures (which may involve,  among other things,  review of a sample  of  mortgage  loans  purchased  during a  particular  time  period  or  through particular  channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

      Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.
§§229.1100-229.1123,  as amended from time to time,  and subject to such  clarification  and
interpretation   as  have  been  provided  by  the   Commission  in  the  adopting   release
(Asset-Backed  Securities,  Securities Act Release No. 33-8518,  70 Fed. Reg.  1,506,  1,531
(Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

      Securities Act:  The Securities Act of 1933, as amended.

      Securitization  Transaction:  Any  transaction  involving  either  (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Servicing  Criteria:  As of any date of  determination,  the "servicing  criteria" set forth in Item  1122(d)  of  Regulation  AB, or any  amendments  thereto,  a  summary  of the requirements  of which as of the date hereof is attached hereto as Exhibit M for convenience of  reference  only.  In the  event of a  conflict  or  inconsistency  between  the terms of
Exhibit  M and the text of Item  1122(d)  of  Regulation  AB,  the text of Item  1122(d)  of
Regulation AB shall control (or those  Servicing  Criteria  otherwise  mutually agreed to by the Purchaser,  the Company and any Person that will be responsible for signing any Sarbanes
Certification  with  respect  to  a  Securitization  Transaction  in  response  to  evolving interpretations of Regulation AB and incorporated into a revised Exhibit M).

      Static Pool Information:  Static pool information as described in Item  1105(a)(1)-(3)
and 1105(c) of Regulation AB.

      Subcontractor:  Any vendor,  subcontractor or other Person that is not responsible for the  overall  servicing  (as  "servicing"  is commonly  understood  by  participants  in the mortgage-backed  securities  market) of Mortgage  Loans but  performs  one or more  discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

      Third-Party  Originator:  Each  Person,  other than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

      3.    Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the  definition  of  Subservicer  in Section 1.01 and  replacing it with the following:

      Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any
Subservicer  and  is  responsible  for  the   performance   (whether   directly  or  through
Subservicers  or  Subcontractors)  of  a  substantial  portion  of  the  material  servicing functions  required to be performed by the Company  under this  Agreement or any  applicable
Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

      4.    Article I of the Agreement is hereby amended  effective as of the date hereof by deleting  in its  entirety  the  definition  of  Principal  Prepayment  in Section  1.01 and replacing it with the following:

      Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage Loan full or partial  which is  received  in advance of its  scheduled  Due Date,  including  any
Prepayment  Charge  and  which is not  accompanied  by an amount  of  interest  representing scheduled  interest due on any date or dates in any month or months  subsequent to the month of prepayment.

      5.    Article III of the Agreement is hereby  amended  effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

      (n)   Company has delivered to the Purchaser  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except as set  forth in the notes  thereto.  There  has been no  change  in the  servicing policies and procedures,  business, operations, financial condition, properties or assets of the  Company  since  the date of the  Company's  financial  information  that  would  have a material adverse effect on its ability to perform its obligations under this Agreement;

      6.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(p):

      (p)   As of the date of each Pass-Through  Transfer,  and except as has been otherwise disclosed to the Purchaser,  any Master  Servicer and any Depositor:  (1) the Company is not
aware and has not received notice that any default or servicing related  performance trigger has  occurred  as to  any  other  securitization  due to any  act or  failure  to act of the
Company;  (2) no material  noncompliance with applicable  servicing criteria as to any other securitization  has been disclosed or reported by the Company;  (3) the Company has not been terminated  as servicer  in a  residential  mortgage  loan  securitization,  either due to a servicing  default or to  application  of a servicing  performance  test or trigger;  (4) no material  changes to the Company's  servicing  policies and procedures for similar loans has occurred in the preceding three years;  (5) there are no aspects of the Company's  financial condition  that could have a material  adverse  impact on the  performance by the Company of its  obligations  hereunder;  (6) there  are no legal  proceedings  pending,  or known to be contemplated  by  governmental  authorities,  against the Company  that could be material to investors  in the  securities  issued in such  Pass-Through  Transfer;  and (7) there are no affiliations,  relationships  or  transactions  relating  to the  Company of a type that are described under Item 1119 of Regulation AB.

      7.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(q):

      (q)   If so requested  by the  Purchaser  or any  Depositor  on any date,  the Company shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section 3.01(p) of this Section or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      8.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(r):

      (r)   Notwithstanding  anything to the contrary in the  Agreement,  the Company  shall
(or shall cause each Subservicer and Third-Party  Originator to) (i) immediately  notify the
Purchaser,  any Master  Servicer  and any  Depositor  in writing  of (A) any  litigation  or governmental  proceedings  pending  against the Company,  any Subservicer or any Third-Party
Originator  that could be material to investors in the  securities  issued in a Pass-Through
Transfer,  (B) any affiliations or relationships  that develop following the closing date of a Pass-Through  Transfer between the Company, any Subservicer or any Third-Party  Originator
and any of the parties  specified  in clause (7) of  paragraph  (p) of this Section (and any other  parties  identified  in  writing  by the  requesting  party)  with  respect  to  such
Pass-Through  Transfer,  (C) any Event of Default  under the terms of this  Agreement or any applicable  Reconstitution Agreement related thereto, (D) any merger,  consolidation or sale of  substantially  all of the assets of the  Company,  and (E) the  Company's  entry into an agreement  with  a  Subservicer  to  perform  or  assist  in the  performance  of any of the
Company's obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the  Purchaser  and any  Depositor a description  of such  proceedings,  affiliations  or relationships.

      All  notifications  pursuant to this  Section  3.01(r),  other than those  pursuant to
Section 3.01(r)(i)(A), should be sent to:

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      With a copy to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555

      With copies to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      9.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(s):

      (s)   As a condition to the  succession to the Company or any  Subservicer as servicer or  subservicer  under this  Agreement or any applicable  Reconstitution  Agreement  related thereto  by any  Person (i) into  which the  Company  or such  Subservicer  may be merged or consolidated,  or  (ii)  which  may  be  appointed  as a  successor  to the  Company  or any
Subservicer,  the  Company  shall  provide to the  Purchaser,  any Master  Servicer  and any
Depositor,  at least 15 calendar  days prior to the  effective  date of such  succession  or appointment,  (x) written notice to the Purchaser,  any Master Servicer and any Depositor of
such  succession  or  appointment  and (y) in writing and in form and  substance  reasonably satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor,  all  information reasonably  requested by the  Purchaser,  any Master  Servicer or any  Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

      10.   Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.02(xx):

      With respect to each Mortgage Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished to credit reporting  agencies in compliance with the  provisions  of the  Fair  Credit  Reporting  Act and the  applicable  implementing regulations.

      11.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by adding this paragraph after the first sentence of Section 4.01:

      In addition,  the Company shall  furnish  information  regarding  the borrower  credit files  related to such  Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      12.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by deleting in its  entirety the last  paragraph  of Section 4.02 and  replacing it with the following:

      The Company  shall not waive any  Prepayment  Charge  unless:  (i) the  enforceability thereof shall have been limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to creditors' rights generally,  (ii) the enforcement thereof is illegal,  or any  local,  state  or  federal  agency  has  threatened  legal  action  if the prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a  foreclosure  or other  involuntary  payment  or (iv)  such  waiver is  standard  and customary  in  servicing  similar  Mortgage  Loans and relates to a default or a  reasonably foreseeable default and would, in the reasonable judgment of the Company,  maximize recovery of total proceeds  taking into account the value of such  Prepayment  Charge and the related
Mortgage Loan. If a Prepayment Charge is waived,  but does not meet the standards  described above,  then the Company is required to pay the amount of such waived  Prepayment  Charge by remitting such amount to the Purchaser by the Remittance Date.

      13.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising  the first  paragraph of Section  4.03 by adding the  following  after the first sentence:

      In  determining  the  delinquency  status of any Mortgage  Loan,  the Company will use delinquency  recognition  policies as described to and approved by the Purchaser,  and shall revise these policies as requested by the Purchaser from time to time.

      14.   Article V of the Agreement is hereby amended  effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

      Section 5.02      Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy, and shall contain the following:

      (i)   with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance  allocable  to  principal  (including  a  separate  breakdown  of  any  Principal
Prepayment,  including  the  date  of  such  prepayment,  and any  prepayment  penalties  or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii)  with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance allocable to interest;

      (iii) with  respect  to each  Mortgage  Loan,  the  amount of  servicing  compensation received by the Company during the prior distribution period;

      (iv)  the Stated  Principal  Balance of each Mortgage  Loan and the  aggregate  Stated
Principal  Balance of all Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (v)   with respect to each Mortgage Loan, the current Mortgage Interest Rate;

      (vi)  with  respect to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance
Proceeds,  Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

      (vii) with  respect  to each  Mortgage  Loan,  the amount of any  Prepayment  Interest
Shortfalls  paid by the  Company in  accordance  with  Section  4.04(viii)  during the prior distribution period;

      (viii)      the  beginning  and ending  balances of the  Custodial  Account and Escrow
Account;

      (ix)  the number of Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (x)   with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance of each
Mortgage  Loan  (a)  delinquent  as  grouped  in  the  following   intervals  through  final
liquidation  of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

      (xi)  with  respect to each  Mortgage  Loan,  the amount and  severity of any realized loss following liquidation of such Mortgage Loan;

      (xii) with  respect to each  Mortgage  Loan,  and in the  aggregate  for all  Mortgage
Loans, the amount of any Monthly Advances made by the Company during the prior  distribution period;

      (xiii)      with  respect  to each  Mortgage  Loan,  a  description  of any  Servicing
Advances made by the Company with respect to such Mortgage Loan including the amount,  terms and general  purpose of such  Servicing  Advances,  and the  aggregate  amount of  Servicing
Advances for all Mortgage Loans during the prior distribution period;

      (xiv) with  respect  to  each  Mortgage  Loan,  a  description  of any  Nonrecoverable
Advances made by the Company with respect to such Mortgage Loan including the amount,  terms
and  general  purpose  of  such  Nonrecoverable   Advances,  and  the  aggregate  amount  of
Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

      (xv)  with respect to each  Mortgage  Loan,  a  description  of any Monthly  Advances,
Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period  pursuant to Section 4.05, and the source of funds for such  reimbursement,  and the aggregate amount of any Monthly  Advances,
Servicing  Advances and Nonrecoverable  Advances  reimbursed to the Company for all Mortgage
Loans during the prior distribution period pursuant to Section 4.05;

      (xvi) with respect to any Mortgage Loan, a description of any material  modifications, extensions  or waivers to the terms,  fees,  penalties  or  payments of such  Mortgage  Loan during the prior distribution period or that have cumulatively become material over time;

      (xvii)      a description of any material breach of a  representation  or warranty set forth in  Section  3.01 or  Section  3.02  herein or of any other  breach of a  covenant  or condition contained herein and the status of any resolution of such breach;

      (xviii)     with respect to each Mortgage  Loan, the Stated  Principal  Balance of any substitute  Mortgage  Loan provided by the Company and the Stated  Principal  Balance of any
Mortgage  Loan that has been  replaced by a  substitute  Mortgage  Loan in  accordance  with
Section 3.03 herein;

      (xix) with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance  of any
Mortgage  Loan that has been  repurchased  by the Company in  accordance  with  Section 3.03 herein.

      In addition,  the Company shall provide to the Purchaser such other  information known or available to the Company that is necessary in order to provide the  distribution and pool performance  information  as required under Item 1121 of Regulation AB, as amended from time to time,  as  determined  by the  Purchaser in its sole  discretion.  The Company shall also provide  a  monthly  report,  in the form of  Exhibit E  hereto,  or such  other  form as is mutually  acceptable to the Company,  the Purchaser and any Master Servicer,  Exhibit F with respect to  defaulted  mortgage  loans and Exhibit P, with  respect to  realized  losses and gains, with each such report.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      15.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

      Section 6.04      Annual Statement as to Compliance; Annual Certification.

      (a)   The Company will deliver to the  Purchaser  and any Master  Servicer,  not later than March 1 of each calendar year  beginning in 2007, an Officers'  Certificate  acceptable to the  Purchaser  (an "Annual  Statement  of  Compliance")  stating,  as to each  signatory thereof,  that (i) a review of the activities of the Company  during the preceding  calendar year (or  applicable  portion  thereof)  and of  performance  under this  Agreement or other applicable  servicing  agreement has been made under such officers'  supervision and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its  obligations  under this  Agreement or other  applicable  servicing  agreement in all material respects  throughout such year (or applicable  portion  thereof),  or, if there has been a failure to fulfill any such obligation in any material respect,  specifying each such failure  known to such officer and the nature and status of cure  provisions  thereof.  Such
Annual  Statement of Compliance  shall contain no  restrictions  or  limitations on its use.
Copies of such statement  shall be provided by the Company to the Purchaser upon request and by the  Purchaser  to any Person  identified  as a  prospective  purchaser  of the  Mortgage
Loans.  In the event that the Company has  delegated  any  servicing  responsibilities  with respect to the  Mortgage  Loans to a  Subservicer,  the Company  shall  deliver an officer's certificate  (an "Annual  Certification")  of the  Subservicer as described above as to each
Subservicer as and when required with respect to the Company.

      (b)   With  respect  to any  Mortgage  Loans that are the  subject  of a  Pass-Through
Transfer,  by March 1 of each  calendar  year  beginning in 2007,  an officer of the Company shall execute and deliver an Annual Certification to the Purchaser,  any Master Servicer and
any related  Depositor for the benefit of each such entity and such entity's  affiliates and the officers,  directors and agents of any such entity and such entity's affiliates,  in the form  attached  hereto as  Exhibit  L. In the  event  that the  Company  has  delegated  any servicing responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall  deliver an Annual  Certification  of the  Subservicer  as described  above as to each
Subservicer as and when required with respect to the Company.

      (c)   If the Company  cannot  deliver the related  Annual  Statement of  Compliance or
Annual  Certification  by March 1st of such year,  the  Purchaser,  at its sole option,  may permit a cure  period for the Company to deliver  such Annual  Statement  of  Compliance  or
Annual Certification, but in no event later than March 10th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.04 shall be deemed an
Event of  Default,  automatically,  without  notice  and  without  any cure  period,  unless otherwise  agreed to by the  Purchaser  as set  forth in  6.04(c),  and  Purchaser  may,  in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the  rights and  obligations  of the  Company  under  this  Agreement  and in and to the
Mortgage Loans and the proceeds  thereof without  compensating  the Company for the same, as provided in Section  9.01.  Such  termination  shall be  considered  with cause  pursuant to
Section 10.01 of this  Agreement.  This  paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

      16.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

      Section 6.05      [Reserved]

      17.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.07:

      Section 6.07      Assessment of Compliance with Servicing Criteria.

      On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, the Company  shall deliver to the  Purchaser or its  designee,  any Master  Servicer and any
Depositor  on or before  March 1 of each  calendar  year  beginning  in 2007,  a report  (an
"Assessment of Compliance")  reasonably  satisfactory to the Purchaser,  any Master Servicer and any  Depositor  regarding the  Company's  assessment  of  compliance  with the Servicing
Criteria  during the  preceding  calendar year as required by Rules 13a-18 and 15d-18 of the
Exchange  Act  and  Item  1122 of  Regulation  AB or as  otherwise  required  by the  Master
Servicer,  which as of the date  hereof,  require a report by an  authorized  officer of the
Company that contains the following:

      (a)   A statement by such officer of its responsibility for assessing  compliance with the Servicing Criteria applicable to the Company;

      (b)   A statement by such officer  that such  officer used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

      (c)   An assessment by such officer of the Company's  compliance  with the  applicable
Servicing  Criteria for the period  consisting of the  preceding  calendar  year,  including disclosure  of any  material  instance of  noncompliance  with respect  thereto  during such period,  which  assessment  shall be based on the  activities  it performs  with  respect to asset-backed  securities  transactions  taken as a whole  involving  the  Company,  that are backed by the same asset type as the Mortgage Loans;

      (d)   A statement that a registered  public  accounting firm has issued an attestation report on the Company's  Assessment of Compliance for the period consisting of the preceding calendar year; and

      (e)   A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Company,  which  statement  shall be based on the activities it performs with respect to asset-backed  securities  transactions  taken as a whole involving the Company,  that are backed by the same asset type as the Mortgage Loans.

      Such report at a minimum shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of  Exhibit O hereto  delivered  to the  Purchaser concurrently with the execution of this Agreement.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, on or before March 1 of each calendar year  beginning in 2007,  the Company shall furnish to the  Purchaser  or its  designee,  any  Master  Servicer  and any  Depositor  a  report  (an
"Attestation  Report") by a registered  public  accounting firm that attests to, and reports on, the  Assessment  of  Compliance  made by the  Company,  as required by Rules  13a-18 and
15d-18 of the  Exchange Act and Item 1122(b) of  Regulation  AB or as otherwise  required by the Master Servicer,  which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

      The Company shall cause each  Subservicer,  and each  Subcontractor  determined by the
Company  pursuant to Section 11.20 to be  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser,  any Master Servicer and any  Depositor an  assessment of compliance  and  accountants'  attestation  as and when provided in Sections 6.07.

      If the Company  cannot  deliver the related  Assessment of  Compliance or  Attestation
Report by March 1st of such  year,  the  Purchaser,  at its sole  option,  may permit a cure period for the Company to deliver such Assessment of Compliance or Attestation  Report,  but in no event later than March 10th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.07 shall be deemed an
Event of  Default,  automatically,  without  notice  and  without  any cure  period,  unless otherwise agreed to by the Purchaser as described herein,  and Purchaser may, in addition to whatever  rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage  Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section
9.01.  Such  termination  shall be considered  with cause  pursuant to Section 10.01 of this
Agreement.  This  paragraph  shall  supercede any other  provision in this  Agreement or any other agreement to the contrary.

      18.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.08:

      Section 6.08      Intent of the Parties; Reasonableness.

      The  Purchaser  and the  Company  acknowledge  and agree  that a purpose  of  Sections
3.01(p),  5.02,  6.04,  6.07 and 11.18 of this Agreement is to facilitate  compliance by the
Purchaser  and any  Depositor  with the  provisions  of  Regulation AB and related rules and regulations of the Commission.  None of the Purchaser,  any master Servicer or any Depositor shall  exercise its right to request  delivery of  information  or other  performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act,  the  Exchange  Act  and  the  rules  and  regulations  of  the  Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation
AB may change over time, whether due to interpretive  guidance provided by the Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or  otherwise,  and agrees to comply with  requests  made by the  Purchaser or any
Depositor in good faith for delivery of information  under these  provisions on the basis of evolving  interpretations  of Regulation AB. In connection with any  Pass-Through  Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser  (including any of its assignees or  designees)  and any  Depositor,  any and all  statements,  reports, certifications,  records and any other information necessary in the good faith determination of the Purchaser or any  Depositor to permit the Purchaser or such  Depositor to comply with the provisions of Regulation  AB,  together with such  disclosures  relating to the Company, any Subservicer,  any Third-Party Originator and the Mortgage Loans, or the servicing of the
Mortgage  Loans,  reasonably  believed by the  Purchaser or any Depositor to be necessary in order to effect such compliance.

      19.   Article IX of the  Agreement is hereby  amended  effective as of the date hereof by deleting the first  sentence of the last  paragraph of Section 9.01 and replacing it with the following (new text underlined):

            Then,  and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in writing to the Company (except in the case of an Event of Default  under  clauses  (iii),  (iv) or (v) above,  or as otherwise  stated
herein,  in which  case,  automatically  and  without  notice)  may, in addition to whatever rights  the  Purchaser  may have  under  Sections  3.03 and 8.01 and at law or  equity or to damages, including injunctive relief and specific performance,  terminate all the rights and obligations  of the Company (and if the Company is servicing any of the Mortgage Loans in a
Securitization  Transaction,  appoint a successor  servicer  reasonably  acceptable  to any
Master Servicer for such Securitization  Transaction) under this Agreement and in and to the
Mortgage Loans and the proceeds thereof without compensating the Company for the same.

      20.   Article IX of the  Agreement is hereby  amended  effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

      The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser, such as a master  servicer) and any Depositor,  as applicable,  for all reasonable  expenses incurred by the Purchaser (or such  designee) or such  Depositor,  as such are incurred,  in connection with the termination of the Company as servicer  pursuant to this Section and the resulting  transfer  of  servicing  of the  Mortgage  Loans  to a  successor  servicer.  The provisions of this paragraph  shall not limit whatever rights the Purchaser or any Depositor may have under other  provisions  of this  Agreement  and/or any  applicable  Reconstitution
Agreement  related thereto or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

      21.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by restating Section 11.18 in its entirety as follows:

      Section 11.18.    Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)   one or more  third  party  purchasers  in one or more in  whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more
Pass-Through Transfers.

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit D hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this  Agreement.  Notwithstanding  anything to the contrary in this  Section  11.18,  the Company  agrees  that it is  required to perform the  obligations described in Exhibit K hereto.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2)  to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by  the
Purchaser;  (3) to restate the representations and warranties set forth in this Agreement as of the  settlement  or  closing  date  in  connection  with  such  Reconstitution  (each,  a
"Reconstitution Date").

      In addition,  the Company shall  provide to such  servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

      (i)   any and all information and  appropriate  verification of information  which may be reasonably available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;

      (ii)  such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and  certificates of public  officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

      (iii) within 5 Business  Days after request by the  Purchaser,  the  information  with respect to the Company (as  originator)  and each  Third-Party  Originator  of the  Mortgage
Loans  as  required  under  Item  1110(a)  and  (b)  of  Regulation  AB,  a  summary  of the requirements  of  which  has  of the  date  hereof  is  attached  hereto  as  Exhibit  N for convenience  of reference  only,  as  determined  by Purchaser  in its sole  discretion.  If
requested  by  the   Purchaser,   this  will  include   information   about  the  applicable
credit-granting or underwriting criteria;

      (iv)  within 5  Business  Days after  request  by the  Purchaser,  the  Company  shall provide (or, as  applicable,  cause each  Third-Party  Originator  to provide) to the extent reasonably  available to the Company  Static Pool  Information  with respect to the mortgage loans (of a similar type as the Mortgage  Loans,  as reasonably  identified by the Purchaser as  provided  below)  serviced  by or for the  Company  or any  Third-Party  Originator  and
originated by (i) the Company,  if the Company is an originator of Mortgage Loans (including as an  acquirer  of  Mortgage  Loans  from a  Qualified  Correspondent),  and/or  (ii)  each
Third-Party  Originator.  Such Static Pool Information  shall be prepared by the Company (or
Third-Party  Originator) on the basis of its reasonable,  good faith  interpretation  of the requirements  of Item  1105(a)(1)-(3)  and (c) of  Regulation AB for the period of time such
Mortgage  Loans were  serviced  by or for the Company (or  Third-Party  Originator).  To the
extent that there is reasonably available to the Company (or Third-Party  Originator) Static
Pool  Information  with respect to more than one mortgage  loan type,  the  Purchaser or any
Depositor  shall be entitled to specify  whether  some or all of such  information  shall be provided  pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.  Such Static Pool  Information for each vintage  origination year or prior securitized  pool, as applicable,  shall be presented in increments no less  frequently than quarterly over the life of the mortgage loans  included in the vintage  origination  year or prior  securitized  pool. The most recent  periodic  increment must be as of a date no later than 135 days prior to the date of the  prospectus or other  offering  document in which the
Static Pool  Information  is to be included or  incorporated  by reference.  The Static Pool
Information  shall be provided in an electronic  format that provides a permanent  record of the  information  provided,  such as a portable  document  format (pdf) file,  or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

      (v)   within 5 Business Days after request by the Purchaser,  information with respect to the  Company (as  servicer)  as required  by Item  1108(b)  and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached hereto as Exhibit N for  convenience of reference  only, as determined by Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the
Mortgage  Loans to a  Subservicer,  the  Company  shall  provide  the  information  required pursuant to this clause with respect to the Subservicer;

      (vi)  within 5 Business Days after request by the Purchaser,
            (a)  information  regarding  any  legal  proceedings  pending  (or  known  to be contemplated)  against the  Company (as  originator  and as  servicer)  and each other originator  of the  Mortgage  Loans and each  Subservicer  as required by Item 1117 of
      Regulation  AB, a  summary  of the  requirements  of which  as of the date  hereof  is attached  hereto as Exhibit N for  convenience  of reference  only,  as  determined by
      Purchaser in its sole discretion,
            (b)  information  regarding   affiliations  with  respect  to  the  Company  (as
      originator  and as servicer) and each other  originator of the Mortgage Loans and each
      Subservicer  as  required  by  Item  1119(a)  of  Regulation  AB,  a  summary  of  the requirements  of which as of the date  hereof  is  attached  hereto  as  Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion, and
            (c) information  regarding  relationships  and transactions  with respect to the
      Company (as  originator  and as servicer)  and each other  originator  of the Mortgage
      Loans and each  Subservicer  as required by Item 1119(b) and (c) of  Regulation  AB, a summary  of the  requirements  of which as of the date  hereof is  attached  hereto as
      Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole discretion;

      (vii) if so requested by the Purchaser,  the Company shall provide (or, as applicable, cause each  Third-Party  Originator to provide),  at the expense of the requesting party (to the extent of any additional  incremental  expense associated with delivery pursuant to this
Agreement),   such  statements  and  agreed-upon  procedures  letters  of  certified  public accountants reasonably acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for  securitizations  closed on or after January 1, 2006 or, in the case of Static Pool  Information  with respect to the
Company's  or  Third-Party  Originator's  originations  or  purchases,  to  calendar  months commencing  January  1,  2006,  or to  any  financial  information  included  in  any  other disclosure  provided  under this Section  11.18,  as the Purchaser or such  Depositor  shall reasonably  request.  Such  statements  and  letters  shall be  addressed  to and be for the benefit of such  parties as the  Purchaser  or such  Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor  and any broker  dealer acting as underwriter,  placement agent or initial purchaser with respect to a Pass-Through  Transfer.
Any such statement or letter may take the form of a standard,  generally applicable document accompanied by a reliance letter  authorizing  reliance by the addressees  designated by the
Purchaser or such Depositor;

      (viii) For the purpose of satisfying the reporting  obligation  under the Exchange Act with  respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) provide prompt notice to the Purchaser, any Master  Servicer and any  Depositor  in writing of (A) any  litigation  or  governmental proceedings involving the Company, any Subservicer or any Third-Party  Originator that could be material to  investors  in the  securities  issued in a  Pass-Through  Transfer,  (B) any affiliations or  relationships  that develop  following the closing date of a Securitization
Transaction  between the Company,  any Subservicer or any Third-Party  Originator and any of
the parties  specified in clause (D) of paragraph (a) of this Section (and any other parties identified  in  writing  by the  requesting  party)  with  respect  to  such  Securitization
Transaction,  (C) any Event of Default under the terms of this  Agreement or any  applicable
Reconstitution  Agreement  related  thereto,  (D)  any  merger,  consolidation  or  sale  of substantially  all of the  assets  of the  Company,  and (E)  the  Company's  entry  into an agreement  with  a  Subservicer  to  perform  or  assist  in the  performance  of any of the
Company's  obligations  under this  Agreement  or any  applicable  Reconstitution  Agreement related  thereto and (ii) provide to the Purchaser  and any Depositor a description  of such proceedings, affiliations or relationships;

      (ix) As a condition to the  succession to the Company or any  Subservicer  as servicer or  subservicer  under this  Agreement or any applicable  Reconstitution  Agreement  related thereto  by any  Person (i) into  which the  Company  or such  Subservicer  may be merged or consolidated,  or  (ii)  which  may  be  appointed  as a  successor  to the  Company  or any
Subservicer,  the Company  shall  provide to the  Purchaser,  any Master  Servicer,  and any
Depositor,  at least 15 calendar  days prior to the  effective  date of such  succession  or appointment,  (x) written  notice to the Purchaser  and any Depositor of such  succession or appointment  and (y) in writing and in form and  substance  reasonably  satisfactory  to the
Purchaser and such Depositor,  all information  reasonably requested by the Purchaser or any
Depositor in order to comply with its reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

      (x) In addition to such  information  as the  Company,  as  servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,  not later than ten days prior to the  deadline  for the  filing of any  distribution  report on Form 10-D in  respect  of any
Securitization  Transaction  that includes any of the Mortgage Loans serviced by the Company or any Subservicer,  the Company or such  Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report (including, if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be  required  to be  included  in the  related  distribution  report  on Form  10-D  (as specified in the provisions of Regulation AB referenced below):

                  (A)   any  material  modifications,  extensions  or  waivers of pool asset terms, fees,  penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (B)   material  breaches of pool asset  representations  or  warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C)   information  regarding new asset-backed  securities issuances backed by the same pool  assets,  any pool asset  changes  (such as,  additions,  substitutions  or repurchases),  and any material  changes in origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

      (xi)  The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any
Depositor,  evidence  of the  authorization  of the  person  signing  any  certification  or statement,  copies or other  evidence of Fidelity  Bond  Insurance  and Errors and  Omission
Insurance policy,  financial  information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

      In the event of a conflict  or  inconsistency  between  the terms of Exhibit N and the text of the applicable Item of Regulation AB as cited above,  the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

      The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties participating in a Pass-Through Transfer:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master  Servicer,  if applicable)
responsible  for the  preparation,  execution  or filing of any report  required to be filed with the  Commission  with  respect to such  Pass-Through  Transfer,  or for  execution of a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Pass-Through Transfer;  each broker dealer acting as underwriter,  placement agent or initial  purchaser,  each Person who controls any of such parties or the  Depositor
(within  the  meaning of Section 15 of the  Securities  Act and  Section 20 of the  Exchange
Act); and the  respective  present and former  directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each,  an  "Indemnified  Party"), and  shall  hold  each of them  harmless  from and  against  any  claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and expenses and related costs, judgments,  and any other  costs,  fees and  expenses  that any of them may sustain  arising out of or based upon:

      (i)(A) any untrue  statement of a material  fact  contained or alleged to be contained in any written  information,  written report,  certification,  data,  accountants' letter or other  material  provided  under  this  Section  11.18 by or on  behalf of the  Company,  or provided  under this  Section  11.18 by or on behalf of any  Subservicer,  Subcontractor  or
Third-Party Originator  (collectively,  the "Company  Information"),  or (B) the omission or alleged  omission to state in the Company  Information a material fact required to be stated
in the Company  Information  or necessary in order to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading;  provided,  by way of clarification,  that clause (B) of this paragraph shall be construed  solely by reference to the Company  Information and not to any other information  communicated in connection with a sale or purchase of  securities,  without  regard to whether the Company  Information or any portion thereof is presented together with or separately from such other information;

      (ii) any breach by the Company of its obligations under this Section 11.18,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or any
Third-Party  Originator  to deliver any  information,  report,  certification,  accountants'
letter or other  material  when and as required  under this  Section  11.18,  including  any
failure  by  the  Company  to  identify   pursuant  to  Section   11.20  any   Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

      (iii) any breach by the Company of a  representation  or warranty set forth in Section
3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not  cured by such  closing  date,  or any  breach by the  Company  of a  representation  or warranty in a writing furnished  pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

      (iv)  the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

            If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an Indemnified  Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses, damages or liabilities  incurred by such  Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such Indemnified  Party on the one hand and the Company on the other.

            In the case of any failure of  performance  described  above,  the Company shall promptly reimburse the Purchaser, any Depositor, as applicable,  and each Person responsible for the  preparation,  execution  or  filing of any  report  required  to be filed  with the
Commission  with  respect  to  such  Securitization  Transaction,  or  for  execution  of  a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company, any Subservicer,  any Subcontractor or any Third-Party Originator.

            This  indemnification  shall survive the  termination  of this  Agreement or the termination of any party to this Agreement.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      22.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.20:

      Section 11.20. Use of Subservicers and Subcontractors.

      (a)   The Company shall not hire or otherwise  utilize the services of any Subservicer to fulfill any of the  obligations  of the Company as servicer  under this  Agreement or any applicable  Reconstitution  Agreement  related thereto unless the Company  complies with the provisions  of  paragraph  (b) of this  Section.  The  Company  shall not hire or  otherwise utilize the services of any  Subcontractor,  and shall not permit any Subservicer to hire or otherwise  utilize the services of any  Subcontractor,  to fulfill any of the obligations of the Company as servicer  under this  Agreement or any  applicable  Reconstitution  Agreement related  thereto  unless the Company  complies with the  provisions of paragraph (d) of this
Section.

      (b)   It shall not be necessary for the Company to seek the consent of the  Purchaser, any Master  Servicer or any Depositor to the  utilization  of any  Subservicer.  The Company shall cause any Subservicer  used by the Company (or by any  Subservicer) for the benefit of the  Purchaser  and any  Depositor  to comply with the  provisions  of this Section and with
Sections 3.01(p),  3.01(s),  6.04, 6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company,  and to provide the information  required with respect to such Subservicer  under Section 3.01(r) of this Agreement.  The Company shall be responsible for obtaining from each  Subservicer  and delivering to the Purchaser,  any Master  Servicer and any  Depositor  any Annual  Statement  of  Compliance  required to be  delivered by such
Subservicer  under Section  6.04(a),  any  Assessment of Compliance and  Attestation  Report
required  to  be  delivered  by  such   Subservicer   under  Section  6.07  and  any  Annual
Certification required under Section 6.04(b) as and when required to be delivered.

      (c)   It shall not be necessary for the Company to seek the consent of the  Purchaser, any Master  Servicer or any Depositor to the utilization of any  Subcontractor.  The Company shall promptly upon request provide to the Purchaser,  any Master Servicer and any Depositor
(or any designee of the Depositor,  such as an administrator) a written description (in form and substance satisfactory to the Purchaser,  any Master Servicer and such Depositor) of the role  and  function  of each  Subcontractor  utilized  by the  Company  or any  Subservicer, specifying  (i) the  identity  of each  such  Subcontractor,  (ii)  which  (if  any) of such
Subcontractors  are  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB, and (iii) which elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each Subcontractor  identified  pursuant to clause
(ii) of this paragraph.

      (d)   As a  condition  to  the  utilization  of  any  Subcontractor  determined  to be
"participating in the servicing  function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any Subservicer)
for the  benefit  of the  Purchaser  and any  Depositor  to comply  with the  provisions  of
Sections 6.07 and 11.18 of this Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for obtaining from each  Subcontractor  and delivering to the Purchaser and any Depositor any Assessment of Compliance  and  Attestation
Report and the other  certificates  required to be  delivered by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

      23.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.21:

      Section 11.21. Third Party Beneficiary.

      For  purposes of this  Agreement, each  Master  Servicer  shall be  considered a third party beneficiary to this Agreement,  entitled to all the rights and  benefits hereof  as if it were a direct party to this Agreement.

      24.   The Agreement is hereby  amended as of the date hereof by deleting  Exhibit E in its entirety and replacing it with the following:

                                            EXHIBIT E

                                REPORTING DATA FOR MONTHLY REPORT
      [OBJECT OMITTED]
      25.   The  Agreement is hereby  amended as of the date hereof by adding the  following new Exhibit F:

                                            EXHIBIT F

                                REPORTING DATA FOR DEFAULTED LOANS

                         Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------
   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CLIENT_NBR                Servicer Client Number
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_FIRST_NAME       First Name of the Borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_LAST_NAME        Last name of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ADDRESS              Street Name and Number of Property
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_STATE                The state where the  property
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ZIP                  Zip code where the property is
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OCCUPANT_CODE             Classification of how the property
                          is occupied.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
If applicable:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-    Approved Assumption
o     BAP-      Borrower Assistance Program
o     CO-    Charge Off
o     DIL-        Deed-in-Lieu
o     FFA-        Formal Forbearance Agreement
o     MOD-        Loan Modification
o     PRE-        Pre-Sale
o     SS-         Short Sale
o     MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

      26.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit K:

                                            EXHIBIT K

                               COMPANY'S OBLIGATIONS IN CONNECTION
                                      WITH A RECONSTITUTION

      •     The Company shall (i) possess the ability to service to a  securitization;  (ii)
service on a "Scheduled/Scheduled"  reporting basis (advancing through the liquidation of an
REO Property),  (iii) make  compensating  interest  payments on payoffs and curtailments and
(iv) remit and report to a Master  Servicer in format  acceptable to such Master Servicer by the 10th calendar day of each month.

      •     The  Company  shall  provide  an  acceptable  annual  certification   (officer's
certificate) to the Master Servicer (as required by the  Sarbanes-Oxley Act of 2002) as well as any other annual  certifications  required under the  securitization  documents (i.e. the
annual  statement  as  to  compliance/annual   independent   certified  public  accountants'
servicing report due by March 1 of each year).

      •     The  Company  shall  allow  for the  Purchaser,  the  Master  Servicer  or their designee to perform a review of audited financials and net worth of the Company.

      •     The Company shall provide  information on each Custodial Account as requested by the Master  Servicer or the  Purchaser,  and each  Custodial  Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

      •     The  Company  shall  maintain  its  servicing  system  in  accordance  with  the requirements of the Master Servicer.

      27.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit L:

                                            EXHIBIT L

                                  FORM OF COMPANY CERTIFICATION

Re:   The [ ] agreement dated as of [     l,  200[  ]  (the  "Agreement"),  among  [IDENTIFY
PARTIES]

      I,  ____________________________,  the  _______________________  of [NAME OF  COMPANY]
(the "Company"),  certify to [the Purchaser],  [the  Depositor],  and the [Master  Servicer]
[Securities  Administrator]  [Trustee],  and their  officers,  with the knowledge and intent that they will rely upon this certification, that:

            I have  reviewed the servicer  compliance  statement of the Company  provided in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on  assessment of the Company's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing  of the  Mortgage  Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]  [Master Servicer]
      [Securities  Administrator]  [Trustee]  pursuant to the Agreement  (collectively,  the
      "Company Servicing Information");

            Based on my  knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material fact necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period of time covered by the Company Servicing Information;

            Based on my knowledge,  all of the Company Servicing  Information required to be provided by the  Company  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];

            I am  responsible  for  reviewing  the  activities  performed  by the Company as servicer  under the  Agreement,  and based on my knowledge and the  compliance  review conducted  in  preparing  the  Compliance  Statement  and except as  disclosed  in the
      Compliance Statement,  the Servicing Assessment or the Attestation Report, the Company
      has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by  the  Company  pursuant  to  this
Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described in such reports have been  disclosed to the  [Depositor]  [Master  Servicer].  Any material  instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

      28.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit M:

                                         EXHIBIT M

                                  SUMMARY OF REGULATION AB
                                     SERVICING CRITERIA

NOTE:  This  Exhibit M is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit M and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1122(d)
(i)   General servicing considerations.
(A)   Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.
(B)   If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's  performance and compliance with such servicing activities.
(C)   Any requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.
(D)   A  fidelity  bond  and  errors  and  omissions  policy  is  in  effect  on  the  party participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required  by and  otherwise  in  accordance  with  the  terms  of the  transaction agreements.
(ii)  Cash collection and administration.
(A)   Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.
(B)   Disbursements  made via wire  transfer on behalf of an obligor or to an  investor  are made only by authorized personnel.
(C)   Advances of funds or guarantees  regarding  collections,  cash flows or distributions, and any interest or other fees charged for such  advances,  are made,  reviewed and approved as specified in the transaction agreements.
(D)   The related  accounts for the  transaction,  such as cash reserve accounts or accounts established  as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to commingling of cash) as set forth in the transaction agreements.
(E)   Each custodial account is maintained at a federally insured depository  institution as set  forth  in the  transaction  agreements.  For  purposes  of this  criterion,  "federally insured  depository  institution"  with respect to a foreign  financial  institution means a foreign  financial  institution  that  meets the  requirements  of Rule  13k-1(b)(1)  of the
Securities Exchange Act.
(F)   Unissued checks are safeguarded so as to prevent unauthorized access.
(G)   Reconciliations  are  prepared  on a  monthly  basis for all  asset-backed  securities related bank  accounts,  including  custodial  accounts and related bank clearing  accounts.
These reconciliations are (A) mathematically  accurate; (B) prepared within 30 calendar days after  the bank  statement  cutoff  date,  or such  other  number of days  specified  in the transaction  agreements;  (C)  reviewed  and  approved by someone  other than the person who prepared the  reconciliation;  and (D) contain  explanations  for reconciling  items.  These reconciling items are resolved within 90 calendar days of their original identification,  or such other number of days specified in the transaction agreements.
(iii) Investor remittances and reporting.
(A)   Reports to investors,  including those to be filed with the Commission, are maintained in accordance  with the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information  calculated in accordance with the terms  specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors'  or the trustee's records as to the total unpaid  principal  balance and number of mortgage  loans serviced by the Servicer.
(B)   Amounts due to investors are allocated  and remitted in  accordance  with  timeframes, distribution priority and other terms set forth in the transaction agreements.
(C)   Disbursements  made  to an  investor  are  posted  within  two  business  days  to the
Servicer's  investor  records,  or such other number of days  specified  in the  transaction agreements.
(D)   Amounts  remitted to investors per the investor  reports agree with cancelled  checks, or other form of payment, or custodial bank statements.
(iv)  Mortgage Loan administration.
(A)   Collateral or security on mortgage loans is maintained as required by the  transaction agreements or related mortgage loan documents.
(B)   Mortgage loan and related  documents are  safeguarded  as required by the  transaction agreements.
(C)   Any  additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
(D)   Payments on  mortgage  loans,  including  any  payoffs,  made in  accordance  with the related mortgage loan documents are posted to the Servicer's  obligor records  maintained no more than two business  days after  receipt,  or such other number of days  specified in the transaction agreements,  and allocated to principal,  interest or other items (e.g., escrow)
in accordance with the related mortgage loan documents.
(E)   The Servicer's  records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
(F)   Changes  with  respect to the terms or status of an  obligor's  mortgage  loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.
(G)   Loss mitigation or recovery actions (e.g., forbearance plans,  modifications and deeds in lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are initiated, conducted and concluded in accordance with the timeframes or other requirements  established by the transaction agreements.
(H)   Records  documenting  collection  efforts are maintained  during the period a mortgage loan is  delinquent  in  accordance  with  the  transaction  agreements.  Such  records  are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity's  activities in monitoring  delinquent  mortgage loans including,  for example,  phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
(I)   Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable rates are computed based on the related mortgage loan documents.
(J)   Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's  mortgage loan documents,  on at least an annual basis, or such other period specified in the transaction agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with applicable mortgage loan documents and state laws;  and (C) such funds are returned to the obligor within 30 calendar days  of full  repayment  of the  related  mortgage  loans,  or such  other  number  of days specified in the transaction agreements.
(K)   Payments made on behalf of an obligor (such as tax or insurance  payments) are made on or before the related penalty or expiration  dates, as indicated on the appropriate bills or notices for such  payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates,  or such other number of days  specified in the transaction agreements.
(L)   Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late payment was due to the obligor's error or omission.
(M)   Disbursements  made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer,  or such other number of days specified in the transaction agreements.
(N)   Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
(O)   Any external  enhancement or other support,  identified in Item 1114(a)(1) through (3)
or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

      29.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit N:
                                         EXHIBIT N

                      SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit N and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

      -Provide static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

      -Provide  static  pool  information  regarding  delinquencies,  cumulative  losses and prepayments for prior securitized pools of the Company.

      -If the Company has less than 3 years experience  securitizing assets of the same type as the Mortgage  Loans,  provide the static pool  information by vintage  origination  years regarding  loans  originated  or purchased by the Company,  instead of by prior  securitized pool. A vintage origination year represents mortgage loans originated during the same year.

      -Such  static pool  information  shall be for the prior five years,  or for so long as the Company has been  originating or purchasing (in the case of data by vintage  origination year) or securitizing (in the case of data by prior  securitized  pools) such mortgage loans if for less than five years.

      -The static pool information for each vintage  origination  year or prior  securitized pool, as applicable,  shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

      -Provide  summary   information  for  the  original   characteristics   of  the  prior
securitized  pools or vintage  origination  years,  as applicable  and material,  including:
number of pool assets,  original  pool  balance,  weighted  average  initial  loan  balance, weighted  average  mortgage  rate,  weighted  average and minimum and maximum FICO,  product type, loan purpose,  weighted average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

      Provide the  following  information  with respect to each  servicer that will service, including  interim  service,  20% or more of the  mortgage  loans in any  loan  group in the securitization issued in the Pass-Through Transfer:

      -a description of the Company's form of organization;

      -a description of how long the Company has been servicing  residential mortgage loans;
a general discussion of the Company's  experience in servicing assets of any type as well as a more detailed discussion of the Company's  experience in, and procedures for the servicing
function  it  will  perform  under  this  Agreement  and  any   Reconstitution   Agreements;
information  regarding  the size,  composition  and  growth of the  Company's  portfolio  of mortgage loans of the type similar to the Mortgage Loans and  information on factors related to the Company that may be material to any analysis of the  servicing of the Mortgage  Loans or the related  asset-backed  securities,  as applicable,  including  whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any  act or  failure  to act  of  the  Company,  whether  any  material  noncompliance  with applicable  servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

      -a description of any material changes to the Company's  policies or procedures in the servicing  function it will perform under this Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

      -information  regarding the Company's  financial condition to the extent that there is a material  risk that the effect on one or more  aspects of  servicing  resulting  from such financial  condition  could  have a material  impact on the  performance  of the  securities issued in the  Pass-Through  Transfer,  or on servicing of mortgage  loans of the same asset type as the Mortgage Loans;

      -any special or unique  factors  involved in  servicing  loans of the same type as the
Mortgage Loans, and the Company's processes and procedures designed to address such factors;

      -statistical  information  regarding  principal  and  interest  advances  made  by the
Company on the Mortgage  Loans and the Company's  overall  servicing  portfolio for the past three years; and

      -the  Company's  process  for  handling   delinquencies,   losses,   bankruptcies  and
recoveries,  such  as  through  liquidation  of REO  Properties,  foreclosure,  sale  of the
Mortgage Loans or workouts.

Item 1110(a)

      -Identify any originator or group of affiliated  originators  that  originated,  or is expected  to  originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

      Provide  the  following  information  with  respect  to any  originator  or  group  of affiliated  originators  that  originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

      -the Company's form of organization; and

      -a description of the Company's  origination program and how long the Company has been engaged  in  originating  residential  mortgage  loans,  which  description  must  include a discussion of the Company's  experience in  originating  mortgage  loans of the same type as the Mortgage  Loans and  information  regarding  the size and  composition  of the Company's origination  portfolio  as well as  information  that may be  material to an analysis of the performance of the Mortgage  Loans,  such as the Company's  credit-granting  or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

      -describe  any legal  proceedings  pending  against  the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

      -describe  any  affiliations  of the Company,  each other  originator  of the Mortgage
Loans and each  Subservicer  with the  sponsor,  depositor,  issuing  entity,  trustee,  any originator, any other servicer, any significant obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  entered  into  outside of the  ordinary  course of business or on terms other than those  obtained in an arm's length  transaction  with an unrelated  third party,  apart from the Pass-Through  Transfer,  between the Company, each other originator of the Mortgage
Loans and each Subservicer,  or their respective affiliates,  and the sponsor,  depositor or issuing entity or their respective  affiliates,  that exists currently or has existed during the  past two  years,  that may be  material  to the  understanding  of an  investor  in the securities issued in the Pass-Through Transfer.

Item 1119(c)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  involving or relating to the  Mortgage  Loans or the  Pass-Through  Transfer,
including the material terms and approximate  dollar amount  involved,  between the Company, each other  originator  of the  Mortgage  Loans and each  Subservicer,  or their  respective affiliates  and the sponsor,  depositor or issuing  entity or their  respective  affiliates, that exists currently or has existed during the past two years.

      30.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit O:

                                         EXHIBIT O

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment of compliance to be delivered by [the Company]  [Name of  Subservicer]
shall  address,  at a minimum,  the criteria  identified as below as  "Applicable  Servicing
Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------
                      Investor Remittances and Reporting
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------
                           Pool Asset Administration
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.
----------------                                                ----------------
1122(d)(4)(x)   Regarding any funds held in trust for an
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)  set forth in the transaction agreements.
----------------                                                ----------------
                ------------------------------------------------

--------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date: _________________________

                                    By:   _________________________
                                    Name:
                                    Title:

      31.   The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                            EXHIBIT P

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            * For taxes and  insurance  advances - see page 2 of 332 form -  breakdown required showing period

              of coverage,  base tax,  interest,  penalty.  Advances  prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            * Other  expenses  -  copies of  corporate  advance  history  showing  all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L  supporting  the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            *  Copy  of the  HUD 1  from  the  REO  sale.  If a 3rd  Party  Sale,  bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            * All other  credits  need to be  clearly  defined  on the 332  form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
                                                      ________________           (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail

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    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
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      32.   Except as amended  above,  the Agreement  shall continue to be in full force and effect in accordance with its terms.

      33.   This  Amendment  may be  executed  by one or more of the  parties  hereto on any number of separate  counterparts and of said counterparts  taken together shall be deemed to constitute one and the same instrument.

                                  [SIGNATURE PAGES FOLLOW]

                                            103
::ODMA\PCDOCS\DOCSNY1\1191584\1

      IN WITNESS WHEREOF,  the following parties have caused their names to be signed hereto by their  respective  officers  thereunto duly authorized as of the day and year first above written.
                                          EMC MORTGAGE CORPORATION,
                                                as Purchaser

                                          By:
                                          Name:
                                          Title:

                                          GREENPOINT MORTGAGE FUNDING, INC.,
                                                as Company

                                          By:
                                          Name:
                                          Title:

                                                                                 EXHIBIT H-4

                                  EMC MORTGAGE CORPORATION
                                         Purchaser,

                   SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION
                                          Company,

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                 Dated as of April 1, 2005

                         (Fixed and Adjustable Rate Mortgage Loans)

                                         ARTICLE I

Section 1.01     Defined Terms..........................................2

                                         ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                        ARTICLE III

Section 3.01     Representations and Warranties of the Company..........21     Section
3.02     Representations and Warranties as to

                                         ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts.................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account..............................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts....................43
Section 4.07     Permitted Withdrawals From Escrow Account..............44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage
                          Insurance Policies; Collections Thereunder....45      Section
4.09     Transfer of Accounts...........................................46
Section 4.10     Maintenance of Hazard Insurance........................46
Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy...............................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                         ARTICLE V

                                         ARTICLE VI

Section 6.01     Assumption Agreements..................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report..................56
Section 6.06     Purchaser's Right to Examine Company Records...........56

                                        ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required......................................57

                                        ARTICLE VIII

                                         ARTICLE IX

Section 9.01     Events of Default......................................61
Section 9.02     Waiver of Defaults.....................................62

                                         ARTICLE X

Section 10.01     Termination...........................................62
Section 10.02     Termination without cause.............................63

                                         ARTICLE XI

Section 11.19     Monthly Reporting with Respect to a Reconstitution....

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
    I                     Form of Term Sheet
    J                     Reconstituted Mortgage Loan Reporting

      This is a Purchase,  Warranties and Servicing Agreement, dated as of April 1, 2005 and is executed  between EMC MORTGAGE  CORPORATION,  as Purchaser,  with offices  located at Mac
Arthur Ridge II, 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038 (the "Purchaser"),
and Savannah Bank, NA dba  Harbourside  Mortgage  Corporation,  with offices located at 23-B
Shelter Cove Lane, Hilton Head, South Carolina  29928 (the "Company").

                                   W I T N E S S E T H :

      WHEREAS,  the  Purchaser  has  heretofore  agreed to purchase from the Company and the
Company has heretofore agreed to sell to the Purchaser,  from time to time, certain Mortgage
Loans on a servicing retained basis;

      WHEREAS,  each of the Mortgage Loans is secured by a mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the jurisdiction  indicated on the Mortgage Loan Schedule,  which is annexed to the related Term
Sheet; and

      WHEREAS,  the  Purchaser  and the Company wish to prescribe  the  representations  and warranties of the Company with respect to itself and the Mortgage Loans and the  management, servicing and control of the Mortgage Loans;

      NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and  valuable  consideration,  the  receipt  and  adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                         ARTICLE I

                                        DEFINITIONS

      Section 1.01  Defined Terms.

      Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

      Accepted  Servicing  Practices:  With respect to any  Mortgage  Loan,  those  mortgage
servicing  practices   (including   collection   procedures)  of  prudent  mortgage  banking
institutions  which  service  mortgage  loans of the same type as such  Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in accordance with Fannie Mae servicing  practices and procedures,  for MBS pool mortgages,  as defined in the Fannie Mae Guides including future updates.

      Adjustment  Date:  As to each  adjustable  rate Mortgage  Loan,  the date on which the
Mortgage  Interest  Rate is adjusted in  accordance  with the terms of the related  Mortgage
Note.

      Agreement:  This Purchase,  Warranties and Servicing  Agreement including all exhibits hereto, amendments hereof and supplements hereto.

      Appraised  Value:  With  respect  to any  Mortgaged  Property,  the value  thereof  as determined  by an appraisal  made for the  originator  of the  Mortgage  Loan at the time of origination  of the Mortgage  Loan by an appraiser who met the  requirements  of the Company and Fannie Mae.

      Assignment:   An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or equivalent  instrument,  in recordable  form,  sufficient under the laws of the jurisdiction wherein the related Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

      BIF:  The Bank Insurance Fund, or any successor thereto.

      Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal holiday in the State of New York or State of South  Carolina,  or (iii) a day on which  banks in the
State of New  York or  State  of  South  Carolina  are  authorized  or  obligated  by law or executive order to be closed.

      Closing Date:  With respect to any Mortgage  Loan, the date stated on the related Term
Sheet.

      Code:       The Internal Revenue Code of 1986, or any successor statute thereto.

      Company:  Savannah Bank NA dba  Harbourside  Mortgage  Corporation,  its successors in interest and assigns, as permitted by this Agreement.

      Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,
President,  any Vice  President or Treasurer  of Company  stating the date by which  Company expects to receive any missing  documents sent for recording  from the applicable  recording office.

      Condemnation  Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether  permanent  or  temporary,  partial or entire,  by  exercise of the power of eminent domain or  condemnation,  to the  extent not  required  to be  released  to a  Mortgagor  in accordance with the terms of the related Mortgage Loan Documents.

      Confirmation:  The trade  confirmation  letter  between the  Purchaser and the Company which relates to the Mortgage Loans.

      Consumer  Information:  Information  including,  but  not  limited  to,  all  personal information  about  Mortgagors  that is  supplied  to the  Purchaser  by or on behalf of the
Company.

      Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

      Co-op Loan:  A Mortgage  Loan  secured by the pledge of stock  allocated to a dwelling unit in a residential  cooperative  housing  corporation and a collateral  assignment of the related Co-op Lease.

      Current Appraised Value:      With  respect  to  any  Mortgaged  Property,  the  value
thereof as  determined  by an appraisal  made for the Company (by an  appraiser  who met the requirements  of the Company  and Fannie Mae) at the request of a Mortgagor  for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance  with  federal,  state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

      Current LTV:      The ratio of the Stated Principal  Balance of a Mortgage Loan to the
Current Appraised Value of the Mortgaged Property.

      Custodial  Account:  Each separate  demand account or accounts  created and maintained pursuant to Section 4.04 which shall be entitled "[_____________________],  in trust for the
[Purchaser],  Owner of  Adjustable  Rate  Mortgage  Loans"  and shall be  established  in an
Eligible  Account,  in the name of the Person that is the  "Purchaser"  with  respect to the related Mortgage Loans.

      Custodian:  With respect to any Mortgage  Loan,  the entity stated on the related Term
Sheet, and its successors and assigns, as custodian for the Purchaser.

      Cut-off Date:  With respect to any Mortgage  Loan, the date stated on the related Term
Sheet.

      Determination  Date:  The 15th day (or if such  15th day is not a  Business  Day,  the
Business Day  immediately  preceding  such 15th day) of the month of the related  Remittance
Date.

      Due Date:  The day of the  month on which the  Monthly  Payment  is due on a  Mortgage
Loan, exclusive of any days of grace, which is the first day of the month.

      Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

      Eligible  Account:  An account  established  and  maintained:  (i) within FDIC insured accounts  created,  maintained  and  monitored  by the  Company so that all funds  deposited therein are fully insured,  or (ii) as a trust account with the corporate  trust  department of a depository  institution or trust company  organized under the laws of the United States of  America  or any one of the  states  thereof or the  District  of  Columbia  which is not affiliated  with the  Company  (or any  sub-servicer)  or (iii)  with an entity  which is an institution  whose  deposits are insured by the FDIC,  the  unsecured  and  uncollateralized long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and
"A" or higher by Fitch, Inc. or one of the two highest  short-term ratings by any applicable
Rating  Agency,  and  which is either  (a) a federal  savings  association  duly  organized, validly  existing and in good standing  under the federal  banking laws,  (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national  banking  association  under the federal  banking  laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed  securities, the equivalent required ratings of each Rating
Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against  the  claims  of any  creditors  of the  Company  (or any sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account without FDIC or other insurance in an
Eligible  Institution.  In the event that a  Custodial  Account is  established  pursuant to clause  (iii),  (iv)  or (v) of the  preceding  sentence,  the  Company  shall  provide  the
Purchaser  with  written  notice  on the  Business  Day  following  the  date on  which  the applicable institution fails to meet the applicable ratings requirements.

      Eligible  Institution:  [______________],  or an  institution  having (i) the  highest short-term  debt rating,  and one of the two highest  long-term  debt ratings of each Rating
Agency; or (ii) with respect to any Custodial  Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

      Equity Take-Out  Refinanced  Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding  principal  balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

      Escrow  Account:  Each  separate  trust  account or accounts  created  and  maintained pursuant  to Section  4.06 which  shall be  entitled  "__________________,  in trust for the
[Purchaser],  Owner of Adjustable Rate Mortgage Loans, and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

      Escrow Payments:  With respect to any Mortgage Loan, the amounts  constituting  ground rents, taxes,  assessments,  water rates, sewer rents, municipal charges, mortgage insurance premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee  pursuant to the Mortgage or any other document.

      Event of Default:  Any one of the  conditions or  circumstances  enumerated in Section
9.01.

      Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

      Fannie Mae Guide(s):  The Fannie Mae Selling Guide and the Fannie Mae Servicing  Guide
and all amendments or additions thereto.

      FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

      FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

      FHLMC Guide:  The FHLMC Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

      Fidelity  Bond: A fidelity bond to be  maintained  by the Company  pursuant to Section
4.12.

      FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

      First  Remittance  Date:  With  respect to any  Mortgage  Loan,  the  Remittance  Date occurring in the month following the month in which the related Closing Date occurs.

      GAAP:  Generally accepted accounting principles, consistently applied.

      HUD: The United States  Department of Housing and Urban  Development  or any successor thereto.

      Index:  With respect to any adjustable  rate Mortgage  Loan,  the index  identified on the Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of calculating the interest rate thereon.

      Initial Rate Cap: As to each  adjustable  rate Mortgage Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

      Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Lender Paid Mortgage  Insurance  Rate:  The Lender Paid Mortgage  Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

      Lender Primary Mortgage  Insurance Policy:  Any Primary Mortgage  Insurance Policy for
which premiums are paid by the Company.

      Lifetime Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage
Interest Rate over the term of such Mortgage Loan.

      Liquidation  Proceeds:   Cash  received  in  connection  with  the  liquidation  of  a defaulted  Mortgage  Loan,  whether  through the sale or assignment  of such Mortgage  Loan, trustee's sale, foreclosure sale or otherwise.

      Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the ratio of the original  outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the  Mortgaged  Property as of the  Origination  Date with respect to a Refinanced  Mortgage
Loan,  and (ii) the  lesser  of the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date or the purchase price of the Mortgaged  Property with respect to all other
Mortgage Loans.

      Margin:  With respect to each  adjustable  rate Mortgage  Loan,  the fixed  percentage amount  set  forth in each  related  Mortgage  Note  which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

      Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance
Date pursuant to Section 5.03.

      Monthly  Payment:  The  scheduled  monthly  payment of  principal  and  interest  on a
Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

      Mortgage:  The mortgage,  deed of trust or other  instrument  securing a Mortgage Note which  creates  a first  lien on an  unsubordinated  estate in fee  simple in real  property securing the Mortgage Note.

      Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in Exhibit A hereto and any additional  documents  required to be added to the
Mortgage File pursuant to this Agreement.

      Mortgage  Impairment  Insurance  Policy:  A  mortgage  impairment  or  blanket  hazard insurance policy as described in Section 4.11.

      Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any Mortgage
Loan,  which may be adjusted  from time to time for an  adjustable  rate  Mortgage  Loan, in accordance with the provisions of the related Mortgage Note.

      Mortgage  Loan:  An individual  mortgage loan which is the subject of this  Agreement, each Mortgage Loan  originally  sold and subject to this Agreement  being  identified on the
Mortgage  Loan  Schedule  attached to the related Term Sheet,  which  Mortgage Loan includes
without  limitation  the  Mortgage  File,  the  Monthly  Payments,   Principal  Prepayments,
Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds,
and all other rights, benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

      Mortgage Loan Documents:  The documents listed in Exhibit A.

      Mortgage Loan  Remittance  Rate:  With respect to each Mortgage  Loan, the annual rate of interest  remitted to the Purchaser,  which shall be equal to the Mortgage  Interest Rate minus the Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

      Mortgage  Loan  Schedule:  The schedule of Mortgage  Loans annexed to the related Term
Sheet,  such schedule setting forth the following  information with respect to each Mortgage
Loan in the related Mortgage Loan Package:

      (1)   the Company's Mortgage Loan identifying number;

      (2)   the Mortgagor's first and last name;

      (3)   the street address of the Mortgaged  Property  including the city, state and zip code;

      (4)   a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

      (5)   the type of residential property constituting the Mortgaged Property;

(8)   the original months to maturity of the Mortgage Loan;

(9)   the remaining  months to maturity from the related Cut-off Date, based on the original amortization  schedule  and, if  different,  the  maturity  expressed in the same manner but based on the actual amortization schedule;

      (8)   the Sales Price,  if applicable,  Appraised  Value and  Loan-to-Value  Ratio, at origination;

      (9)   the  Mortgage  Interest  Rate as of  origination  and as of the related  Cut-off
Date; with respect to each adjustable rate Mortgage Loan, the initial  Adjustment  Date, the next Adjustment Date immediately  following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any,  Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

      (10)  the Origination Date of the Mortgage Loan;

      (11)  the stated maturity date;

      (12)  the amount of the Monthly Payment at origination;

      (13)  the amount of the Monthly Payment as of the related  Cut-off Date;

      (14)  the original principal amount of the Mortgage Loan;

      (15)  the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

      (16)  a code  indicating  the purpose of the Mortgage Loan (i.e.,  purchase,  rate and term refinance, equity take-out refinance);

      (17)  a code indicating the documentation style (i.e. full, alternative, etc.);

      (18)  the number of times  during the twelve (12) month period  preceding  the related
Closing Date that any Monthly  Payment has been  received  after the month of its  scheduled due date;

      (19)  the date on which the first payment is or was due;

(21)  a code  indicating  whether  or not the  Mortgage  Loan is the  subject  of a  Primary
            Mortgage Insurance Policy and the name of the related insurance carrier;

      (21)  a code indicating whether or not the Mortgage Loan is currently  convertible and the conversion spread;

      (22)  the last Due Date on which a Monthly Payment was actually  applied to the unpaid principal balance of the Mortgage Loan.

      (23)  product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(25)  credit score and/or mortgage score, if applicable;

      (25)  a code  indicating  whether or not the Mortgage  Loan is the subject of a Lender
Primary  Mortgage  Insurance  Policy and the name of the related  insurance  carrier and the
Lender Paid Mortgage Insurance Rate;

(28)  a code  indicating  whether or not the Mortgage  Loan has a prepayment  penalty and if so, the amount and term thereof;

(29)  the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

(30)  whether  such  Mortgage  Loan is a "Home  Loan",  "Covered  Home Loan",  "Manufactured
Housing" or "Home  Improvement  Loan" as defined in the New Jersey Home  Ownership  Security
Act of 2002; and

(31)  whether the Mortgage Loan has a mandatory arbitration clause.

      With respect to the  Mortgage  Loans in the  aggregate,  the  Mortgage  Loan  Schedule attached to the  related  Term Sheet shall set forth the  following  information,  as of the related Cut-off Date:

      (1)   the number of Mortgage Loans;

      (2)   the current aggregate outstanding principal balance of the Mortgage Loans;

      (3)   the weighted average Mortgage Interest Rate of the Mortgage Loans;

      (4)   the weighted average maturity of the Mortgage Loans; and

      (5)   the weighted average months to next Adjustment Date;

      Mortgage Note: The note or other evidence of the  indebtedness of a Mortgagor  secured by a Mortgage.

      Mortgaged  Property:  The underlying  real property  securing  repayment of a Mortgage
Note,  consisting of a single  parcel of real estate  considered to be real estate under the laws of the state in which such real  property  is  located  which may  include  condominium units and planned unit developments,  improved by a residential  dwelling;  except that with respect to real property located in jurisdictions in which the use of leasehold  estates for residential  properties is a widely-accepted  practice,  a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

      Mortgagor:  The obligor on a Mortgage Note.

      Nonrecoverable  Advance:  Any  portion  of a  Monthly  Advance  or  Servicing  Advance previously made or proposed to be made by the Company  pursuant to this Agreement,  that, in the good faith  judgment  of the  Company,  will not or, in the case of a proposed  advance, would not,  be  ultimately  recoverable  by it from the  related  Mortgagor  or the  related
Liquidation  Proceeds,  Insurance Proceeds,  Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

      OCC:  Office of the Comptroller of the Currency, or any successor thereto.

      Officers'  Certificate:  A certificate  signed by the Chairman of the Board,  the Vice
Chairman of the Board, the President,  a Senior Vice President or a Vice President or by the
Treasurer or the Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of
the Company, and delivered to the Purchaser as required by this Agreement.

      Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

      Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan,  be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the
Mortgage Loan Documents.

      OTS:  Office of Thrift Supervision, or any successor thereto.

      Periodic Rate Cap: As to each adjustable  rate Mortgage Loan, the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related
Mortgage Note and the related Mortgage Loan Schedule.

      Permitted Investments:  Any one or more of the following obligations or securities:

            (i)   direct  obligations  of, and  obligations  fully  guaranteed by the United
            States of  America  or any agency or  instrumentality  of the  United  States of
            America the  obligations of which are backed by the full faith and credit of the
            United States of America;

      (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United
   States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

            (iii)  repurchase  obligations  with a term not to exceed  thirty  (30) days and with respect to (a) any security  described in clause (i) above and entered into with a depository  institution or trust company (acting as principal)  described in clause (ii)(a) above;

            (iv)  securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  incorporated  under the laws of the United States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by each Rating  Agency at the time of such  investment  or  contractual  commitment providing for such investment;  provided, however, that securities issued by any particular  corporation  will not be  Permitted  Investments  to the extent that investments  therein  will  cause  the  then  outstanding  principal  amount  of securities  issued by such  corporation  and held as  Permitted  Investments  to exceed  10%  of  the  aggregate  outstanding  principal  balances  of all of the
            Mortgage Loans and Permitted Investments;

            (v) commercial paper (including both  non-interest-bearing  discount obligations and  interest-bearing  obligations  payable on demand or on a specified date not more than one year after the date of  issuance  thereof)  which are rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

            (vi) any other  demand,  money market or time deposit,  obligation,  security or investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each Rating Agency; and

            (vii) any money market funds the  collateral  of which  consists of  obligations
            fully   guaranteed   by  the   United   States  of  America  or  any  agency  or
            instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United  States of America  (which may include repurchase  obligations  secured by collateral  described in clause (i))
            and other  securities  and which money  market funds are rated in one of the two highest rating categories by each Rating Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

      Person:  Any  individual,   corporation,   partnership,  joint  venture,  association,
joint-stock  company,  limited  liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

      Prepayment  Interest  Shortfall:  With  respect  to  any  Remittance  Date,  for  each
Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment
Period,  an amount equal to the excess of one month's  interest at the  applicable  Mortgage
Loan Remittance Rate on the amount of such Principal  Prepayment over the amount of interest
(adjusted to the Mortgage Loan Remittance Rate) actually paid by the related  Mortgagor with respect to such Prepayment Period.

      Prepayment Period:      With  respect  to any  Remittance  Date,  the  calendar  month preceding the month in which such Remittance Date occurs.

      Primary  Mortgage  Insurance  Policy:   Each  primary  policy  of  mortgage  insurance
represented  to be in  effect  pursuant  to  Section  3.02(hh),  or any  replacement  policy therefor obtained by the Company pursuant to Section 4.08.

      Prime Rate:  The prime rate  announced  to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

      Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage Loan full or partial  which is  received  in advance of its  scheduled  Due Date,  including  any prepayment  penalty or premium thereon and which is not accompanied by an amount of interest representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Purchase Price:  As defined in Section 2.02.

      Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

      Qualified  Appraiser:  An  appraiser,  duly  appointed  by  the  Company,  who  had no interest,  direct or indirect in the related  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or disapproval of the Mortgage  Loan, and such appraiser and the appraisal made by such appraiser both satisfy the  requirements of Title XI of FIRREA and the regulations  promulgated  thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

      Qualified  Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged  Property is located,  duly authorized and licensed in such  states to  transact  the  applicable  insurance  business  and to write the  insurance provided, approved as an insurer by Fannie Mae or FHLMC.

      Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the  ownership  of the  Mortgage  Loans is  evidenced  by  mortgage-backed  securities,  the nationally  recognized  rating agencies issuing ratings with respect to such securities,  if any.

      Refinanced  Mortgage  Loan:  A Mortgage  Loan which was made to a Mortgagor  who owned the Mortgaged  Property  prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

      REMIC:  A "real  estate  mortgage  investment  conduit,"  as such term is  defined  in
Section 860D of the Code.

      REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance  Date:  The 18th day of any  month,  beginning  with the  First  Remittance
Date,  or if such  18th day is not a  Business  Day,  the  first  Business  Day  immediately preceding such 18th day.

      REO Disposition:  The final sale by the Company of any REO Property.

      REO  Disposition  Proceeds:  Amounts  received  by the  Company in  connection  with a related REO Disposition.

      REO  Property:  A  Mortgaged  Property  acquired  by  the  Company  on  behalf  of the
Purchaser as described in Section 4.13.

      Repurchase  Price:  With  respect  to any  Mortgage  Loan,  a price  equal  to (i) the product  of the  greater  of 100% or the  percentage  of par as stated  in the  Confirmation multiplied by the Stated  Principal  Balance of such Mortgage Loan on the  repurchase  date, plus (ii) interest on such  outstanding  principal  balance at the Mortgage Loan  Remittance
Rate  from the last  date  through  which  interest  has been  paid and  distributed  to the
Purchaser to the end of the month of repurchase,  plus, (iii) third party expenses  incurred in  connection  with the  transfer of the  Mortgage  Loan being  repurchased;  less  amounts received or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the Custodial Account for distribution in the month of repurchase.

      SAIF:  The Savings Association Insurance Fund, or any successor thereto.

      Sales Price:      With  respect to any  Mortgage  Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged  Property,  the amount paid by the related
Mortgagor for such Mortgaged Property.

      Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket" costs and  expenses  (including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including, but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property, (b) any
enforcement,   administrative  or  judicial  proceedings,   or  any  legal  work  or  advice
specifically  related to  servicing  the  Mortgage  Loans,  including  but not  limited  to,
foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions incidental to the servicing of the  Mortgage  Loans  (provided  that such  expenses  are  reasonable  and that the  Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's  request, provides  documentation  supporting such expense (which documentation would be acceptable to
Fannie Mae),  and provided  further that any such  enforcement,  administrative  or judicial proceeding  does not arise out of a breach of any  representation,  warranty  or covenant of the Company hereunder),  (c) the management and liquidation of the Mortgaged Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes, assessments,  water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation  of the Mortgaged  Property in accordance  with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

      Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the
Purchaser  shall pay to the Company,  which shall,  for a period of one full month, be equal to  one-twelfth  of the  product  of (a) the  Servicing  Fee  Rate  and (b) the  outstanding principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same  principal  amount and period  respecting  which any related  interest payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the interest portion of such Monthly  Payment  collected by the Company,  or as otherwise  provided under
Section  4.05 and in  accordance  with the  Fannie  Mae  Guide(s).  Any fee  payable  to the
Company for  administrative  services  related to any REO  Property as  described in Section
4.13 shall be payable from Liquidation Proceeds of the related REO Property.

      Servicing Fee Rate:  As set forth in the Term Sheet.

      Servicing  File:  With respect to each Mortgage Loan, the file retained by the Company consisting  of originals of all  documents in the Mortgage  File which are not  delivered to the Purchaser and copies of the Mortgage Loan  Documents  listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

      Servicing  Officer:  Any officer of the Company  involved in, or responsible  for, the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears  on a list  of servicing officers furnished by the Company to the Purchaser upon request,  as such list may from time to time be amended.

      Stated Principal  Balance:  As to each Mortgage Loan as of any date of  determination,
(i) the  principal  balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to  the  Purchaser  with  respect  to  the  Mortgage  Loan representing payments or recoveries of principal or advances in lieu thereof.

      Subservicer:  Any subservicer  which is subservicing  the Mortgage Loans pursuant to a
Subservicing  Agreement.  Any subservicer shall meet the qualifications set forth in Section
4.01.

      Subservicing  Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

            Term Sheet:  A supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and  delivered  by the Company and the  Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement of the Mortgage Loans listed on
Schedule I attached  thereto,  which  supplemental  agreement shall contain certain specific information  relating  to such  sale of  such  Mortgage  Loans  and may  contain  additional covenants relating to such sale of such Mortgage Loans.

                                         ARTICLE II

                  PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                       RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                          BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                            DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01      Agreement to Purchase.

      The Company  agrees to sell and the  Purchaser  agrees to purchase the Mortgage  Loans having an aggregate  Stated  Principal  Balance on the related Cut-off Date set forth in the related  Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the  Purchaser  and the Company as  evidenced  by the actual  aggregate  Stated
Principal  Balance of the Mortgage  Loans  accepted by the Purchaser on the related  Closing
Date,  with  servicing  retained  by the  Company.  The  Company  shall  deliver the related
Mortgage  Loan  Schedule  attached to the related  Term Sheet for the  Mortgage  Loans to be purchased on the related  Closing Date to the Purchaser at least two (2) Business Days prior to the related  Closing Date. The Mortgage  Loans shall be sold pursuant to this  Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

      Section 2.02      Purchase Price.

      The Purchase  Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation  (subject to  adjustment  as provided  therein),  multiplied by the Stated
Principal  Balance,  as of the related  Cut-off  Date,  of the  Mortgage  Loan listed on the related  Mortgage Loan Schedule  attached to the related Term Sheet,  after  application  of scheduled  payments of  principal  due on or before the related  Cut-off Date whether or not collected.

      In addition to the Purchase Price as described  above,  the Purchaser shall pay to the
Company, at closing,  accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related  Cut-off Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

      The  Purchase  Price plus  accrued  interest as set forth in the  preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

       Purchaser  shall be entitled  to (1) all  scheduled  principal  due after the related
Cut-off  Date,  (2) all other  recoveries  of  principal  collected  on or after the related
Cut-off Date (provided,  however,  that all scheduled payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3) all payments of interest on the
Mortgage  Loans net of  applicable  Servicing  Fees (minus that  portion of any such payment which is  allocable  to the period  prior to the  related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related Cut-off Date is determined  after application  of payments of principal  due on or before the related  Cut-off Date whether or not collected,  together with any unscheduled  principal  prepayments collected prior to the related Cut-off Date; provided,  however,  that payments of scheduled principal and interest prepaid  for a Due Date  beyond  the  related  Cut-off  Date  shall  not be  applied  to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall be the property of the  Purchaser.  The Company  shall  deposit any such  prepaid  amounts into the
Custodial  Account,  which  account is  established  for the  benefit of the  Purchaser  for subsequent remittance by the Company to the Purchaser.

      Section 2.03      Servicing of Mortgage Loans.

      Simultaneously  with the execution  and delivery of each Term Sheet,  the Company does hereby agree to directly  service the Mortgage  Loans  listed on the related  Mortgage  Loan
Schedule  attached to the related Term Sheet subject to the terms of this  Agreement and the related  Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related Mortgage Loans shall be as set forth in this Agreement.

      Section 2.04      Record  Title and  Possession  of Mortgage  Files;  Maintenance  of
Servicing Files.

      As of the related Closing Date, the Company sold, transferred,  assigned, set over and conveyed to the Purchaser,  without recourse, on a servicing retained basis, and the Company hereby  acknowledges  that the Purchaser has, but subject to the terms of this Agreement and the  related  Term  Sheet,  all the right,  title and  interest of the Company in and to the
Mortgage  Loans.  Company will deliver the Mortgage  Files to the  Custodian  designated  by
Purchaser,  on or before the  related  Closing  Date,  at the  expense of the  Company.  The
Company  shall  maintain a  Servicing  File  consisting  of a copy of the  contents  of each
Mortgage  File and the originals of the documents in each Mortgage File not delivered to the
Purchaser.  The Servicing File shall contain all documents necessary to service the Mortgage
Loans.  The  possession  of  each  Servicing  File  by the  Company  is at the  will  of the
Purchaser,  for the sole purpose of servicing the related  Mortgage Loan, and such retention and  possession by the Company is in a custodial  capacity  only.  From the related  Closing
Date,  the ownership of each Mortgage Loan,  including the Mortgage Note, the Mortgage,  the contents of the related  Mortgage File and all rights,  benefits,  proceeds and  obligations arising therefrom or in connection therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage  Loans  including,  but not limited to, all funds received on or in  connection  with the  Mortgage  Loans and all records or  documents  with respect to the
Mortgage  Loans  prepared  by or which  come into the  possession  of the  Company  shall be received  and held by the Company in trust for the benefit of the  Purchaser as the owner of the Mortgage  Loans.  Any portion of the  Mortgage  Files  retained by the Company  shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the  Mortgage  Loans by the  Purchaser.  The  Company  shall  release  its custody of the contents  of the  Mortgage  Files  only  in  accordance  with  written  instructions  of the
Purchaser,  except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect  thereto  pursuant to this  Agreement  and the  related  Term  Sheet,  such  written instructions shall not be required.

      Section 2.05       Books and Records.

      The sale of each Mortgage  Loan shall be reflected on the Company's  balance sheet and other  financial  statements  as a sale of  assets  by the  Company.  The  Company  shall be responsible for  maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage Loans that shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the
Company shall maintain in its possession,  available for inspection by the Purchaser, or its designee and shall deliver to the  Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and  regulations,  and  requirements of Fannie Mae or
FHLMC, as applicable,  including but not limited to  documentation  as to the method used in determining  the  applicability  of the provisions of the Flood  Disaster  Protection Act of
1973, as amended, to the Mortgaged Property,  documentation evidencing insurance coverage of any condominium  project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section  4.13.  To the extent that  original  documents  are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds,  documents maintained by the Company may be in the form of microfilm or microfiche.

      The  Company  shall  maintain  with  respect  to each  Mortgage  Loan and  shall  make available for inspection by any Purchaser or its designee the related  Servicing File during the time the Purchaser  retains  ownership of a Mortgage  Loan and  thereafter in accordance with applicable laws and regulations.

      In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or examiners  that  regulate  Purchaser,  including  but not limited to, the OTS,  the FDIC and other similar  entities,  access,  during normal  business hours,  upon  reasonable  advance notice to Company and without cost to Company or such  supervisory  agents or examiners,  to any  documentation  regarding  the  Mortgage  Loans that may be required  by any  applicable regulator.

      Section 2.06.     Transfer of Mortgage Loans.

      The Company shall keep at its servicing office books and records in which,  subject to such  reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers  of
Mortgage  Loans.  No  transfer of a Mortgage  Loan may be made  unless  such  transfer is in compliance with the terms hereof.  For the purposes of this Agreement,  the Company shall be under no obligation  to deal with any person with respect to this  Agreement or any Mortgage
Loan  unless a notice  of the  transfer  of such  Mortgage  Loan has been  delivered  to the
Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer one or more of the Mortgage  Loans,  provided,  however, that the transferee will not be deemed to be a Purchaser  hereunder binding upon the Company unless such  transferee  shall  agree in writing to be bound by the terms of this  Agreement and an original  counterpart  of the  instrument of transfer in an Assignment and Assumption of this Agreement  substantially  in the form of Exhibit D hereto executed by the transferee shall have been  delivered to the Company.  The  Purchaser  also shall advise the Company of the transfer.  Upon receipt of notice of the transfer,  the Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such  assignee,  and the previous
Purchaser  shall be released  from its  obligations  hereunder  with respect to the Mortgage
Loans sold or transferred.

      Section 2.07      Delivery of Mortgage Loan Documents.

            The Company  shall  deliver and release to the  Purchaser  or its  designee  the
Mortgage Loan Documents in accordance  with the terms of this Agreement and the related Term
Sheet.  The  documents  enumerated  as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and
(16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3)  Business  Days prior to the  related  Closing  Date  pursuant  to a bailee letter  agreement.  All other documents in Exhibit A hereto,  together with all other documents  executed  in  connection  with the  Mortgage  Loan that  Company  may have in its possession,  shall be  retained by the  Company in trust for the  Purchaser.  If the Company cannot  deliver the original  recorded  Mortgage  Loan  Documents or the original  policy of title insurance,  including riders and  endorsements  thereto,  on the related Closing Date, the Company  shall,  promptly  upon receipt  thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents,  including original recorded documents,  to the  Purchaser or its designee  (unless the Company is delayed in making such delivery  by  reason of the fact that such  documents  shall not have been  returned  by the appropriate  recording  office).  If delivery is not completed within 120 days solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been returned by the appropriate  recording  office,  Company shall deliver such document to
Purchaser,  or its designee,  within such time period as specified in a Company's  Officer's
Certificate.  In the event that  documents  have not been received by the date  specified in the Company's Officer's  Certificate,  a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior  Company's  Officer's  Certificate,  stating a revised  date for  receipt of  documentation.  The  procedure  shall be  repeated  until the documents  have been received and  delivered.  If delivery is not completed  within 180 days solely  due to delays  in making  such  delivery  by reason of the fact that such  documents shall  not have been  returned  by the  appropriate  recording  office,  the  Company  shall continue  to use its  best  efforts  to  effect  delivery  as soon as  possible  thereafter, provided  that if such  documents  are not  delivered  by the 270th day from the date of the related  Closing  Date,  the Company  shall  repurchase  the related  Mortgage  Loans at the
Repurchase Price in accordance with Section 3.03 hereof.

      The Company  shall pay all initial  recording  fees,  if any, for the  assignments  of mortgage and any other fees in  connection  with the  transfer of all original  documents to the Purchaser or its designee.  Company shall prepare,  in recordable  form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser,  or its designee.  Company shall be responsible for recording the assignments of mortgage.

      Company shall provide an original or duplicate  original of the title insurance policy to  Purchaser  or its  designee  within  ninety  (90) days of the  receipt  of the  recorded documents (required for issuance of such policy) from the applicable recording office.

      Any review by the  Purchaser,  or its designee,  of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

      If the  Purchaser  or its  designee  discovers  any defect with  respect to a Mortgage
File, the Purchaser  shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

      The Company  shall  forward to the  Purchaser,  or its  designee,  original  documents evidencing  an  assumption,  modification,  consolidation  or extension of any Mortgage Loan entered into in  accordance  with  Section 4.01 or 6.01 within one week of their  execution;
provided,  however,  that the Company shall provide the Purchaser,  or its designee,  with a certified true copy of any such document  submitted for  recordation  within one week of its execution,  and shall provide the original of any document  submitted for  recordation  or a copy of such document  certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

      From  time to time the  Company  may have a need for  Mortgage  Loan  Documents  to be released from  Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee, upon the written  request of the  Company,  within ten (10)  Business  Days,  deliver to the
Company,  any  requested  documentation  previously  delivered  to  Purchaser as part of the
Mortgage File,  provided that such  documentation is promptly returned to Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during the time that any such  documentation  is held by the Company,  such possession is in trust for the benefit of Purchaser.  Company shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and  reasonable  attorney's  fees)  resulting  from or related to the loss,  damage,  or  misplacement  of any  documentation  delivered to Company pursuant to this paragraph.

      Section 2.08      Quality Control Procedures.

      The Company must have an internal quality control program that verifies,  on a regular basis,  the  existence  and  accuracy of the legal  documents,  credit  documents,  property appraisals,  and  underwriting  decisions.  The program  must be capable of  evaluating  and monitoring  the  overall  quality  of its loan  production  and  servicing  activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance  with prudent  mortgage  banking  practices and accounting  principles;  guard against  dishonest, fraudulent,  or  negligent  acts;  and guard  against  errors  and  omissions  by  officers, employees, or other authorized persons.

      Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment is made by a Mortgagor on or prior to three months after the related Closing Date], the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment.  Such remittance shall be made by the Company to
Purchaser no later than the third Business Day following receipt of such Principal
Prepayment by the Company.

           In the event either of the first three (3) scheduled  Monthly  Payments which are due under any Mortgage Loan after the related  Cut-off Date are not made during the month in which  such  Monthly  Payments  are due,  then not later than five (5)  Business  Days after notice to the Company by Purchaser  (and at  Purchaser's  sole option),  the Company,  shall repurchase  such  Mortgage  Loan from the Purchaser  pursuant to the  repurchase  provisions contained in this Subsection 3.03.

      Section 2.10      Modification of Obligations.

      Purchaser may,  without any notice to Company,  extend,  compromise,  renew,  release, change,  modify,  adjust or alter, by operation of law or otherwise,  any of the obligations of the  Mortgagors or other  persons  obligated  under a Mortgage Loan without  releasing or otherwise  affecting the  obligations  of Company under this  Agreement,  or with respect to such  Mortgage  Loan,  except to the  extent  Purchaser's  extension,  compromise,  release, change,  modification,  adjustment,  or alteration  affects Company's ability to collect the
Mortgage Loan or realize on the security of the  Mortgage,  but then only to the extent such action has such effect.

                                        ARTICLE III

                             REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

      Section 3.01      Representations and Warranties of the Company.

      The Company  represents,  warrants and  covenants  to the  Purchaser  that,  as of the related Closing Date or as of such date specifically provided herein:

      (a)   The Company is a national association,  duly organized,  validly existing and in good  standing  under the laws of the federal  laws of the United  States of America and has all licenses  necessary to carry out its  business as now being  conducted,  and is licensed and qualified to transact  business in and is in good standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise exempt under applicable law from such licensing or  qualification or is otherwise not required under applicable law to effect such licensing or qualification  and no demand for such licensing or qualification  has been made upon such  Company by any such state,  and in any event such  Company is in  compliance with the laws of any such state to the extent  necessary  to ensure  the  enforceability  of each Mortgage Loan and the servicing of the Mortgage  Loans in accordance  with the terms of this Agreement;

      (b) The Company  has the full power and  authority  and legal right to hold,  transfer and convey each  Mortgage  Loan,  to sell each  Mortgage  Loan and to  execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related  Term Sheet and to conduct its  business as  presently  conducted,  has duly authorized  the execution,  delivery and  performance of this Agreement and the related Term
Sheet  and any  agreements  contemplated  hereby,  has  duly  executed  and  delivered  this
Agreement  and the related Term Sheet,  and any  agreements  contemplated  hereby,  and this
Agreement  and  the  related  Term  Sheet  and  each  Assignment  to the  Purchaser  and any agreements  contemplated  hereby,  constitutes a legal,  valid and binding obligation of the
Company,  enforceable  against it in accordance with its terms, and all requisite  corporate action has been taken by the Company to make this  Agreement  and the related Term Sheet and all  agreements  contemplated  hereby valid and binding upon the Company in accordance  with their terms;

      (c) Neither the execution  and delivery of this  Agreement and the related Term Sheet, nor the  origination  or  purchase of the  Mortgage  Loans by the  Company,  the sale of the
Mortgage Loans to the Purchaser,  the consummation of the transactions  contemplated hereby, or the  fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will  conflict  with any of the terms,  conditions  or  provisions of the
Company's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement or instrument  to which the  Company is now a party or by which it is bound,  or  constitute  a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its  properties  are  subject,  or impair  the  ability of the  Purchaser  to realize on the
Mortgage Loans.

      (d) There is no  litigation,  suit,  proceeding  or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which,  either in any one instance or in the aggregate,  is reasonably likely to have a  material  adverse  effect  on the  sale of the  Mortgage  Loans,  the  execution, delivery,  performance or  enforceability  of this Agreement and the related Term Sheet,  or which is reasonably  likely to have a material adverse effect on the financial  condition of the Company.

      (e) No consent,  approval,  authorization or order of any court or governmental agency or body is  required  for the  execution,  delivery  and  performance  by the  Company of or compliance by the Company with this Agreement or the related Term Sheet,  or the sale of the
Mortgage  Loans and delivery of the Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement  or the related  Term Sheet,  except for consents, approvals, authorizations and orders which have been obtained;

      (f)  The  consummation  of the  transactions  contemplated  by this  Agreement  or the related  Term Sheet is in the ordinary  course of business of the Company and  Company,  and the  transfer,  assignment  and  conveyance  of the Mortgage  Notes and the Mortgages by the
Company  pursuant  to this  Agreement  or the  related  Term  Sheet are not  subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (g) The  origination  and  servicing  practices  used  by the  Company  and any  prior originator  or servicer  with respect to each Mortgage Note and Mortgage have been legal and in accordance with  applicable laws and regulations and the Mortgage Loan Documents,  and in all  material  respects  proper  and  prudent  in the  mortgage  origination  and  servicing business.  Each  Mortgage  Loan has been  serviced in all material  respects  with  Accepted
Servicing  Practices.  With respect to escrow  deposits and  payments  that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the possession of, or under the  control  of,  the  Company,  and there  exist no  deficiencies  in  connection therewith for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage  Note and Mortgage.  As to any Mortgage Loan that is the subject of an  escrow,  escrow of funds is not  prohibited  by  applicable  law and has been established  in an amount  sufficient to pay for every escrowed item that remains unpaid and has been  assessed but is not yet due and payable.  No escrow  deposits or other  charges or payments  due  under the  Mortgage  Note have been  capitalized  under any  Mortgage  or the related Mortgage Note;

      (h) The Company used no selection  procedures  that  identified  the Mortgage Loans as being less  desirable or valuable  than other  comparable  mortgage  loans in the  Company's portfolio at the related Cut-off Date;

      (i)   The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser  as a sale for  reporting and  accounting  purposes  and, to the extent  appropriate,  for federal income tax purposes;

      (j)   Company is an approved  seller/servicer of residential mortgage loans for Fannie
Mae, FHLMC and HUD, with such facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and regulations, if applicable,  meets the minimum capital  requirements set forth by the OCC, and is in good standing to sell mortgage  loans to and service  mortgage loans for Fannie Mae and FHLMC and no  event  has  occurred  which  would  make  Company  unable  to  comply  with  eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

      (k)   The Company does not  believe,  nor does it have any cause or reason to believe, that it cannot  perform each and every  covenant  contained in this Agreement or the related
Term Sheet.  The Company is solvent  and the sale of the  Mortgage  Loans will not cause the
Company to become  insolvent.  The sale of the  Mortgage  Loans is not  undertaken  with the intent to hinder, delay or defraud any of the Company's creditors;

      (l)   No statement,  tape, diskette, form, report or other document prepared by, or on behalf of,  Company  pursuant to this  Agreement or the related Term Sheet or in  connection with the transactions  contemplated  hereby,  contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

      (m)   The  Company   acknowledges   and  agrees  that  the  Servicing  Fee  represents
reasonable  compensation  for  performing  such  services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation  for the servicing  and  administration  of the Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by Company  upon the sale of the  Mortgage
Loans to  Purchaser  under  this  Agreement  and the  related  Term Sheet  constitutes  fair consideration for the Mortgage Loans under current market conditions.

      (n)   Company has delivered to the Purchaser  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except  as set  forth in the  notes  thereto.  There  has been no  change  in the  business, operations,  financial condition,  properties or assets of the Company since the date of the
Company's financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(o)   The Company has not dealt with any broker,  investment  banker,  agent or other person that may be entitled to any commission or  compensation  in connection  with the sale of the
Mortgage Loans.

      Section 3.02      Representations and Warranties as to Individual Mortgage Loans.

      References in this Section to  percentages of Mortgage Loans refer in each case to the percentage  of the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans as of the
related Cut-off Date,  based on the outstanding  Stated  Principal  Balances of the Mortgage
Loans as of the related  Cut-off Date, and giving effect to scheduled  Monthly  Payments due on or prior to the related Cut-off Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected  aggregate
Stated  Principal  Balances of the related  Mortgage  Loans  (determined as described in the preceding  sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

       (a) The information  set forth in the Mortgage Loan Schedule  attached to the related
Term Sheet is true,  complete and correct in all material respects as of the related Cut-Off
Date;

      (b)   The Mortgage creates a valid,  subsisting and enforceable  first lien or a first priority  ownership  interest  in an estate  in fee  simple in real  property  securing  the related  Mortgage  Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general application affecting the rights of creditors;

      (c) All payments due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been  dishonored;  there are no material  defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds,  or induced,  solicited  or  knowingly  received  any advance of funds from a party other than the owner of the Mortgaged  Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount  required by the Mortgage Loan. As of the related
Closing Date, all of the Mortgage  Loans will have an actual  interest paid to date of their related  Cut-off  Date(or  later) and will be due for the  scheduled  monthly  payment  next succeeding  the Cut-off Date (or later),  as  evidenced by a posting to Company's  servicing collection  system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related
Closing Date nor has any  scheduled  payment been  delinquent  at any time during the twelve
(12)  months  prior  to the  month  of the  related  Closing  Date.  For  purposes  of  this paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

      (d) There are no  defaults  by Company in  complying  with the terms of the  Mortgage, and all taxes,  governmental  assessments,  insurance  premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed  item  which  remains  unpaid  and which has been  assessed  but is not yet due and payable;

      (e) The terms of the Mortgage  Note and the Mortgage have not been  impaired,  waived, altered or modified in any respect,  except by written  instruments which have been recorded to the  extent any such  recordation  is  required  by law,  or,  necessary  to protect  the interest of the  Purchaser.  No instrument of waiver,  alteration or  modification  has been executed  except  in  connection  with  a  modification  agreement  and  which  modification agreement is part of the Mortgage  File and the terms of which are  reflected in the related
Mortgage Loan Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms  thereof  except in  connection  with an  assumption  agreement  and which  assumption agreement is part of the Mortgage  File and the terms of which are  reflected in the related
Mortgage Loan Schedule;  the substance of any such waiver,  alteration or  modification  has been  approved  by the issuer of any  related  Primary  Mortgage  Insurance  Policy,  Lender
Primary Mortgage  Insurance Policy and title insurance policy, to the extent required by the related policies;

      (f) The Mortgage  Note and the  Mortgage  are not subject to any right of  rescission, set-off,  counterclaim or defense, including,  without limitation, the defense of usury, nor will  the  operation  of any of the  terms  of the  Mortgage  Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense, including the defense of usury,  and no such right of rescission,  set-off,  counterclaim or defense has been  asserted  with  respect  thereto;  and as of the related  Closing Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (g) All  buildings  or other  customarily  insured  improvements  upon  the  Mortgaged
Property  are  insured by a Qualified  Insurer,  against  loss by fire,  hazards of extended coverage and such other  hazards as are  provided  for in the Fannie Mae or FHLMC Guide,  as well as all additional  requirements  set forth in Section 4.10 of this Agreement.  All such standard  hazard  policies  are in full force and effect  and  contain a standard  mortgagee clause naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all premiums  due thereon  have been paid.  If required by the
Flood Disaster  Protection Act of 1973, as amended,  the Mortgage Loan is covered by a flood insurance  policy  meeting  the  requirements  of the  current  guidelines  of  the  Federal
Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements,  as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.  Such policy was issued by a Qualified  Insurer.  The Mortgage  obligates  the  Mortgagor  thereunder  to maintain all such  insurance at the  Mortgagor's  cost and expense,  and on the  Mortgagor's failure to do so,  authorizes  the holder of the Mortgage to maintain such  insurance at the
Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.  Neither the Company  (nor any prior  originator  or servicer of any of the  Mortgage  Loans) nor any
Mortgagor  has  engaged  in any act or  omission  which has  impaired  or would  impair  the coverage of any such policy,  the benefits of the  endorsement  provided for herein,  or the validity and binding effect of either;

      (h) Each Mortgage Loan complies with,  and the Company has complied  with,  applicable local,  state and  federal  laws,  regulations  and other  requirements  including,  without limitation,  usury, equal credit opportunity, real estate settlement procedures, the Federal
Truth-In-Lending  Act, disclosure laws and all applicable predatory and abusive lending laws and consummation of the transactions contemplated hereby, including without limitation,  the receipt of interest by the owner of such  Mortgage  Loan,  will not involve the violation of any such laws,  rules or  regulations.  None of the Mortgage  Loans are (a)  Mortgage  Loans
subject to 12 CFR Part 226.31,  12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing  TILA, which  implements the Home Ownership and Equity  Protection Act of 1994,
as amended,  or (b) except as may be provided in subparagraph (c) below,  classified  and/or defined, as a "high cost", "threshold",  "predatory" "high risk home loan" or "covered" loan
(or a similarly classified loan using different  terminology under a law imposing additional legal  liability for mortgage  loans having high interest  rates,  points and or/fees) under any other applicable state,  federal or local law including,  but not limited to, the States of Georgia, New York, North Carolina,  Arkansas,  Kentucky or New Mexico, (c) Mortgage Loans
subject to the New Jersey  Home  Ownership  Security  Act of 2002 (the  "Act"),  unless such
Mortgage  Loan is a (1) "Home  Loan" as  defined  in the Act that is a first  lien  Mortgage
Loan,  which is not a "High Cost Home Loan" as defined in the Act or (2) "Covered Home Loan"
as defined in the Act that is a first lien  purchase  money  Mortgage  Loan,  which is not a
High Cost Home Loan under the Act, or (d) secured by Mortgaged  Property in the Commonwealth of  Massachusetts  with a loan application date on or after November 7, 2004 that refinances a mortgage  loan that is less than sixty (60) months old,  unless such  Mortgage Loan (1) is on  an  investment  property,  (ii)  meets  the  requirements  set  forth  in  the  Code  of
Massachusetts  Regulation ("CMR"), 209 CMR 53.04(1)(b),  or (iii) meets the requirements set forth  in the 209 CMR  53.04(1)(c).  In  addition  to and  notwithstanding  anything  to the contrary herein, no Mortgage Loan for which the Mortgaged  Property is located in New Jersey is a Home  Loan as  defined  in the Act that was made,  arranged,  or  assigned  by a person selling either a manufactured  home or home  improvements  to the Mortgaged  Property or was made by an originator  to whom the Mortgagor was referred by any such seller.  Each Mortgage
Loan is being (and has been) serviced in accordance  with Accepted  Servicing  Practices and
applicable   state  and  federal   laws,   including,   without   limitation,   the  Federal
Truth-In-Lending Act and other consumer protection laws, real estate settlement  procedures, usury,  equal  credit  opportunity  and  disclosure  laws.  Company  shall  maintain  in its possession,  available for the Purchaser's inspection, as appropriate,  and shall deliver to
the  Purchaser  or  its  designee  upon  demand,   evidence  of  compliance  with  all  such
requirements;

      (i) The  Mortgage has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been released from the lien of the
Mortgage,  in whole or in part nor has any  instrument  been  executed that would effect any such release,  cancellation,  subordination  or  rescission.  The Company has not waived the performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform such action  would  cause the  Mortgage  Loan to be in default,  nor has the  Company  waived any default resulting from any action or inaction by the Mortgagor;

      (j)   The Mortgage is a valid,  subsisting,  enforceable  and perfected  first lien on the  Mortgaged  Property,  including  all  buildings  on  the  Mortgaged  Property  and  all installations and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings, and all additions,  alterations and replacements made at any time with respect to the  foregoing  securing  the Mortgage  Note's  original  principal  balance subject  to  principles  of  equity,  bankruptcy,  insolvency  and  other  laws  of  general application  affecting  the rights of  creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any  security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the Mortgage subject only to (1) the lien of  non-delinquent  current real property  taxes and  assessments  not yet due and payable,  (2)  covenants,  conditions  and restrictions,  rights of way,  easements  and other  matters of the public  record as of the date of recording  which are  acceptable  to mortgage  lending  institutions  generally  and either (A) which are referred to in the lender's  title  insurance  policy  delivered to the originator or otherwise  considered in the appraisal made for the originator of the Mortgage
Loan, or (B) which do not adversely  affect the  residential  use or Appraised  Value of the
Mortgaged  Property  as set forth in such  appraisal,  and (3) other  matters  to which like properties are commonly  subject which do not  individually  or in the aggregate  materially interfere  with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or marketability  of the related  Mortgaged  Property.  Any security agreement,  chattel  mortgage or equivalent  document related to and delivered in connection with the  Mortgage  Loan  establishes  and  creates  a valid,  subsisting,  enforceable  and perfected  first  lien and  first  priority  security  interest  on the  property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

      (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance  with its terms subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of  creditors,  and the Company has taken all action necessary to transfer such rights of enforceability  to the Purchaser.  All parties to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter into the
Mortgage Loan and to execute and deliver the Mortgage  Note and the  Mortgage.  The Mortgage
Loan  Documents are on forms  acceptable to Fannie Mae and FHLMC.  The Mortgage Note and the
Mortgage have been duly and properly executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage  Loan has taken  place on the part of  Company  or the  Mortgagor,  or on the part of any other  party involved  in the  origination  or  servicing  of the  Mortgage  Loan.  The  proceeds  of the
Mortgage Loan have been fully  disbursed  and there is no  requirement  for future  advances thereunder,  and any and all  requirements  as to  completion  of any  on-site  or  off-site improvements  and as to  disbursements of any escrow funds therefor have been complied with.
All costs,  fees and  expenses  incurred  in making or  closing  the  Mortgage  Loan and the recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (l)  The  Company  is  the  sole  owner  and  holder  of the  Mortgage  Loan  and  the indebtedness  evidenced by the  Mortgage  Note.  Upon the sale of the  Mortgage  Loan to the
Purchaser,  the Company  will retain the  Mortgage  File or any part  thereof  with  respect thereto not  delivered to the  Purchaser or the  Purchaser's  designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan.  Immediately  prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage
Note and the  Mortgage,  were not  subject  to an  assignment,  sale or pledge to any person other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner  thereof and had full right to transfer  and sell the Mortgage  Loan to the  Purchaser free and clear of any encumbrance,  equity, lien, pledge, charge, claim or security interest and has the full  right  and  authority  subject  to no  interest  or  participation  of, or agreement  with,  any other  party,  to sell and assign the Mortgage  Loan  pursuant to this
Agreement and following the sale of the Mortgage  Loan, the Purchaser will own such Mortgage
Loan  free and clear of any  encumbrance,  equity,  participation  interest,  lien,  pledge, charge,  claim or  security  interest.  The  Company  intends  to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the
Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date, the Company will not have any right to modify  or alter the terms of the sale of the  Mortgage  Loan and the  Company  will not have any  obligation  or right to  repurchase  the  Mortgage  Loan or substitute  another  Mortgage Loan,  except as provided in this  Agreement,  or as otherwise agreed to by the Company and the Purchaser;

      (m) Each  Mortgage  Loan is  covered by an ALTA  lender's  title  insurance  policy or other  generally  acceptable  form of policy or insurance  acceptable to Fannie Mae or FHLMC
(including  adjustable rate  endorsements),  issued by a title insurer  acceptable to Fannie
Mae or FHLMC and qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the
Company,  its successors  and assigns,  as to the first priority lien of the Mortgage in the original  principal  amount  of the  Mortgage  Loan and  against  any loss by  reason of the invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage providing for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or  regulation,  the  Mortgagor  has been given the  opportunity  to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns, is the sole insured of such lender's title insurance  policy,  such title  insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment to the Purchaser of the  Company's  interest  therein  does not require the  consent of or  notification  to the insurer and such lender's title insurance  policy is in full force and effect and will be in full  force and  effect  upon the  consummation  of the  transactions  contemplated  by this
Agreement.  No claims have been made under such  lender's  title  insurance  policy,  and no prior holder or servicer of the related Mortgage,  including the Company, nor any Mortgagor, has done,  by act or omission,  anything  which would  impair the coverage of such  lender's title insurance policy;

      (n) There is no default,  breach,  violation or event of  acceleration  existing under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute a default, breach, violation or event permitting  acceleration;  and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

      (o) There are no  mechanics'  or  similar  liens or claims  which  have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens prior to or equal to the lien of the related Mortgage;

      (p) All  improvements  subject to the Mortgage  which were  considered in  determining the appraised value of the Mortgaged  Property lie wholly within the boundaries and building restriction  lines of the Mortgaged  Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining  properties encroach upon the Mortgaged
Property except those which are insured  against by the title  insurance  policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

      (q)  Each  Mortgage  Loan  was  originated  by or for the  Company  pursuant  to,  and conforms  with,  the Company's  underwriting  guidelines  attached as Exhibit H hereto.  The
Mortgage  Loan bears  interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the Mortgage Note are due and payable on the first day of each month.  The  Mortgage  contains  the usual and  enforceable provisions of the Company at the time of origination for the  acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

      (r) The Mortgaged  Property is not subject to any material  damage.  At origination of the Mortgage Loan there was not, since  origination of the Mortgage Loan there has not been, and there  currently is no proceeding  pending for the total or partial  condemnation of the
Mortgaged  Property.  The Company has not received  notification  that any such  proceedings are scheduled to commence at a future date;

      (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof  adequate for the  realization  against the Mortgaged Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's sale, and (2) otherwise by  judicial  foreclosure.  There  is no  homestead  or  other  exemption  available  to the
Mortgagor  which  would  interfere  with  the  right  to sell the  Mortgaged  Property  at a trustee's sale or the right to foreclose the Mortgage;

      (t) If the  Mortgage  constitutes  a deed of trust,  a  trustee,  authorized  and duly qualified if required under applicable law to act as such, has been properly  designated and currently so serves and is named in the Mortgage, and no fees or expenses,  except as may be required by local law, are or will become  payable by the Purchaser to the trustee under the deed of trust,  except in connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

      (u) The Mortgage File contains an appraisal of the related  Mortgaged  Property signed prior to the final  approval of the  mortgage  loan  application  by a Qualified  Appraiser, approved by the Company, who had no interest,  direct or indirect, in the Mortgaged Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or  disapproval  of the Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the Federal  Institutions  Reform,
Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder,  all as in effect on the date the Mortgage Loan was  originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

      (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee, assignee,  pledgee or otherwise,  are (or, during the period in which they held and disposed
of  such  interest,   were)  (A)  in  compliance  with  any  and  all  applicable  licensing requirements  of the laws of the state  wherein the Mortgaged  Property is located,  and (B)
(1) organized  under the laws of such state,  or (2) qualified to do business in such state, or (3) federal  savings and loan  associations or national banks or a Federal Home Loan Bank or savings bank having  principal  offices in such state,  or (4) not doing business in such state;

      (w) The  related  Mortgage  Note is not and has not  been  secured  by any  collateral except the lien of the  corresponding  Mortgage and the security  interest of any applicable security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

      (x) The Mortgagor  has received and has executed,  where  applicable,  all  disclosure materials required by applicable law with respect to the making of such mortgage loans;

      (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features;  No
Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

      (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not insolvent and the
Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage, the  Mortgaged  Property,  the  Mortgagor  or the  Mortgagor's  credit  standing  that could reasonably  be expected to cause  investors to regard the Mortgage  Loan as an  unacceptable investment,  cause the Mortgage Loan to become  delinquent,  or materially  adversely affect the value or marketability of the Mortgage Loan;

      (aa) Each  Mortgage  Loan  bears  interest  based  upon a thirty  (30) day month and a three  hundred  and sixty  (360) day year.  The  Mortgage  Loans  have an  original  term to maturity of not more than thirty (30) years,  with interest  payable in arrears on the first day of each month. As to each  adjustable rate Mortgage Loan, on each applicable  Adjustment
Date,  the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the applicable Margin;  provided, that the Mortgage Interest Rate, on each applicable Adjustment
Date,  will not  increase  by more  than the  Initial  Rate Cap or  Periodic  Rate  Cap,  as applicable.  Over the term of each  adjustable  rate Mortgage  Loan,  the Mortgage  Interest
Rate will not exceed such Mortgage  Loan's  Lifetime  Rate Cap.  None of the Mortgage  Loans
are "interest-only"  Mortgage Loans or "negative  amortization" Mortgage Loans. With respect to each  adjustable  rate Mortgage Loan, each Mortgage Note requires a monthly payment which is sufficient (a) during the period prior to the first  adjustment to the Mortgage  Interest
Rate, to fully  amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest Rate, and (b) during the period following each Adjustment  Date, to fully amortize the outstanding  principal  balance as of the first day of such period over the then  remaining  term of such  Mortgage Note and to pay interest at the related  Mortgage  Interest Rate. With respect to each adjustable rate Mortgage Loan, the Mortgage  Note  provides  that when the Mortgage  Interest Rate changes on an Adjustment
Date, the then outstanding  principal balance will be reamortized over the remaining life of the Mortgage  Loan.  No Mortgage Loan  contains  terms or  provisions  which would result in negative  amortization.  None of the Mortgage Loans contain a conversion feature which would cause the Mortgage  Loan  interest  rate to convert to a fixed  interest  rate.  None of the
Mortgage Loans are considered agricultural loans;

      (bb)  (INTENTIONALLY LEFT BLANK)

      (cc)  (INTENTIONALLY LEFT BLANK)

      (dd)  (INTENTIONALLY LEFT BLANK)

      (ee)  (INTENTIONALLY LEFT BLANK)

      (ff)  (INTENTIONALLY LEFT BLANK)

      (gg) (INTENTIONALLY LEFT BLANK)

      (hh)   In the event the Mortgage Loan had an LTV at  origination  greater than 80.00%, the excess of the principal  balance of the Mortgage Loan over 75.0% of the Appraised  Value of the Mortgaged  Property with respect to a Refinanced  Mortgage Loan, or the lesser of the
Appraised  Value or the purchase price of the Mortgaged  Property with respect to a purchase money  Mortgage  Loan was  insured as to payment  defaults by a Primary  Mortgage  Insurance
Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such  Primary  Mortgage  Insurance  Policy have been and are being  complied  with,  such policy is in full force and effect,  and all  premiums  due  thereunder  have been paid.  No
Mortgage Loan requires payment of such premiums,  in whole or in part, by the Purchaser.  No action,  inaction,  or event has  occurred  and no state of facts  exists  that has, or will result in the exclusion from,  denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage  Insurance  Policy obligates the Mortgagor  thereunder to maintain the
Primary  Mortgage  Insurance  Policy,  subject  to state  and  federal  law,  and to pay all premiums  and  charges  in  connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing  Date which has  resulted or will result in an  exclusion from,  denial  of, or  defense to  coverage  under any  Primary  Mortgage  Insurance  Policy
(including,  without  limitation,  any exclusions,  denials or defenses which would limit or reduce the  availability  of the timely payment of the full amount of the loss otherwise due thereunder  to the  insured)  whether  arising  out  of  actions,  representations,  errors, omissions,  negligence,  or fraud of the Company or the  Mortgagor,  or for any other reason under such  coverage;  The mortgage  interest rate for the Mortgage Loan as set forth on the related  Mortgage  Loan  Schedule is net of any such  insurance  premium.  Any Mortgage Loan subject to a Lender Primary Mortgage  Insurance Policy obligates the Company to maintain the
Lender Primary  Mortgage  Insurance Policy and to pay all premiums and charges in connection therewith;

      (ii)  The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

      (jj)  None of the  Mortgage  Loans are secured by an  interest in a leasehold  estate.
The  Mortgaged  Property is located in the state  identified  in the related  Mortgage  Loan
Schedule and consists of a single  parcel of real  property  with a detached  single  family residence  erected  thereon,  or a  townhouse,  or a  two-to  four-family  dwelling,  or  an individual  condominium  unit in a condominium  project,  or an individual unit in a planned unit  development  or a de minimis  planned unit  development,  provided,  however,  that no residence  or dwelling is a single  parcel of real  property  with a  manufactured  home not affixed to a permanent  foundation,  or a mobile home. Any condominium  unit or planned unit development  conforms  with  the  Company's  underwriting  guidelines.  As of  the  date  of origination,  no portion of any Mortgaged  Property was used for  commercial  purposes,  and since the Origination Date, no portion of any Mortgaged  Property has been, or currently is, used for commercial purposes;

      (kk)  Payments on the Mortgage  Loan  commenced no more than sixty (60) days after the funds were  disbursed in connection  with the Mortgage Loan. The Mortgage Note is payable on the first day of each  month in  monthly  installments  of  principal  and  interest,  which installments  are subject to change due to the adjustments to the Mortgage  Interest Rate on each  Adjustment  Date,  with  interest  calculated  and  payable  in  arrears.  Each of the
Mortgage  Loans will amortize fully by the stated  maturity  date,  over an original term of not more than thirty years from commencement of amortization;

      (ll)  As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully occupied under  applicable law, and all inspections,  licenses and certificates  required to be made or issued with respect to all occupied portions of the Mortgaged  Property and, with respect to the use and occupancy of the same,  including but not limited to  certificates of occupancy  and  fire  underwriting  certificates,  have  been  made  or  obtained  from  the appropriate authorities;

      (mm)  There is no  pending  action or  proceeding  directly  involving  the  Mortgaged
Property in which  compliance  with any  environmental  law, rule or regulation is an issue;
there is no violation  of any  environmental  law,  rule or  regulation  with respect to the
Mortgaged Property;  and the Company has not received any notice of any environmental hazard on the  Mortgaged  Property  and nothing  further  remains to be done to satisfy in full all requirements  of each such law, rule or regulation  constituting a  prerequisite  to use and enjoyment of said property;

      (nn)  The Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor  under the  Soldiers'  and Sailors'  Civil
Relief Act of 1940;

      (oo)  No Mortgage Loan is a construction or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

      (pp)  The Mortgagor for each Mortgage Loan is a natural person;

      (qq)  None of the Mortgage Loans are Co-op Loans;

      (rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such
Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

      (ss)  With  respect to each  Mortgage  Loan  either (i) the fair  market  value of the
Mortgaged  Property  securing  such  Mortgage  Loan was at least  equal to 80 percent of the original  principal  balance  of such  Mortgage  Loan at the  time  such  Mortgage  Loan was originated  or (ii) (a) the Mortgage  Loan is only secured by the Mortgage  Property and (b)
substantially  all of the proceeds of such  Mortgage Loan were used to acquire or to improve or protect the  Mortgage  Property.  For the  purposes  of the  preceding  sentence,  if the
Mortgage  Loan has been  significantly  modified  other  than as a result of a default  or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

      (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the  Secretary of
Housing and Urban Development  pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance company  or similar  institution  which is  supervised  and  examined  by a federal or state authority;

      (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the
Mortgaged Properties are timeshares;

      (vv) All of the terms of the Mortgage  pertaining to interest rate  adjustments, payment  adjustments and adjustments of the  outstanding  principal  balance are enforceable,  all such  adjustments  have  been  properly  made,  including  the mailing of required  notices,  and such  adjustments  do not and will not affect the priority of the Mortgage  lien.  With  respect to each  Mortgage  Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the
      Mortgage Loan to determine  whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage;

      (ww) Each Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents required  pursuant to this  Agreement to be delivered to the Purchaser or its  designee,  or its assignee for each  Mortgage  Loan,  have been,  on or before the related  Closing  Date, delivered to the Purchaser or its designee, or its assignee;

(xx) There is no Mortgage  Loan that was  originated  on or after October 1, 2002 and before
March 7, 2003, which is secured by property located in the State of Georgia;

(yy) No  proceeds  from any  Mortgage  Loan  were  used to  finance  single  premium  credit insurance policies;

            (zz) No borrower was  encouraged  or required to select a Mortgage  Loan product offered by the Mortgage Loan's  originator which is a higher cost product designed for less creditworthy  borrowers,  unless at the time of the Mortgage Loan's  origination, such borrower did not qualify taking into account  credit  history and  debt-to-income ratios for a lower-cost  credit product then offered by the Mortgage Loan's originator or any  affiliate  of  the  Mortgage  Loan's  originator.  If,  at the  time  of  loan application,  the borrower may have  qualified  for a lower-cost  credit  product then offered by any  mortgage  lending  affiliate of the Mortgage  Loan's  originator,  the
      Mortgage Loan's originator  referred the borrower's  application to such affiliate for underwriting consideration;

(aaa) The methodology  used in  underwriting  the extension of credit for each Mortgage Loan employs objective  mathematical  principles which relate the borrower's  income,  assets and liabilities to the proposed payment and such  underwriting  methodology does not rely on the extent of the  borrower's  equity in the collateral as the principal  determining  factor in approving such credit extension.  Such underwriting  methodology  confirmed that at the time of origination  (application/approval)  the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(bbb) With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium upon a  prepayment  prior to maturity:  (i) prior to the loan's  origination,  the borrower  agreed to such  premium in  exchange  for a monetary  benefit,  including  but not limited to a rate or fee reduction,  (ii) prior to the loan's origination,  the borrower was offered  the option of  obtaining  a mortgage  loan that did not  require  payment of such a premium,  (iii) the  prepayment  premium is disclosed to the borrower in the loan  documents pursuant to applicable state and federal law, and (iv)  notwithstanding any state or federal law to the contrary,  the Servicer shall not impose such prepayment  premium in any instance when the mortgage debt is accelerated as the result of the borrower's  default in making the loan payments;

(ccc) No borrower was required to purchase any credit life,  disability,  accident or health insurance  product  as a  condition  of  obtaining  the  extension  of credit.  No  borrower obtained a prepaid  single-premium  credit life,  disability,  accident or health  insurance policy in  connection  with the  origination  of the  Mortgage  Loan;  No proceeds  from any
Mortgage Loan were used to purchase single premium credit insurance  policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

 (ddd)The Company will  transmit  full-file  credit  reporting  data for each  Mortgage Loan pursuant  to the Fannie Mae  Selling  Guide and that for each  Mortgage  Loan,  the Company agrees  it  shall  report  one of  the  following  statuses  each  month  as  follows:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off,

(eee) Any Mortgage  Loan with a Mortgaged  Property in the State of Illinois  complies  with the Illinois Interest Act; and

(fff)  With  respect  to any  Mortgage  Loan  originated  on or  after  August  1,  2004 and underlying  the  security,  neither  the related  Mortgage  nor the  related  Mortgage  Note requires  the  borrower to submit to  arbitration  to resolve any dispute  arising out of or relating in any way to the mortgage loan transaction.

      Section 3.03      Repurchase; Substitution.

      It is  understood  and agreed that the  representations  and  warranties  set forth in
Sections  3.01 and 3.02 shall  survive the sale of the  Mortgage  Loans and  delivery of the
Mortgage Loan  Documents to the Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage
Note or Assignment or the  examination,  or lack of examination,  of any Mortgage File. Upon discovery  by either  the  Company  or the  Purchaser  of a breach  of any of the  foregoing representations  and  warranties  which  materially  and adversely  affects the value of the
Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party  discovering such breach shall give prompt written  notice to the other.  The Company shall have a period of sixty (60) days from the  earlier of its  discovery  or its receipt of notice of any such breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees that if any such breach is not  corrected or cured within such sixty day period,  the
Company  shall,  at the  Purchaser's  option  and not  later  than  ninety  (90) days of its discovery  or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the
Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option, substitute  a Mortgage  Loan as  provided  below.  In the event that any such  breach  shall involve any  representation  or warranty set forth in Section  3.01,  and such breach is not cured within sixty (60) days of the earlier of either  discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such  repurchase  shall be  accomplished  by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

      If the Company is required to  repurchase  any Mortgage  Loan pursuant to this Section
3.03, the Company may, with the  Purchaser's  prior consent and at Purchaser's  sole option, within ninety (90) days from the related Closing Date,  remove such defective  Mortgage Loan from the terms of this  Agreement and  substitute  another  mortgage loan for such defective
Mortgage  Loan,  in lieu of  repurchasing  such  defective  Mortgage  Loan.  Any  substitute
Mortgage  Loan is subject to  Purchaser  acceptability.  Any  substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

      The Company shall amend the related  Mortgage Loan Schedule to reflect the  withdrawal of the removed  Mortgage Loan from this Agreement and the  substitution  of such  substitute
Mortgage Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered  to it  relating  to  the  substitute  Mortgage  Loan.  In  the  event  of  such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments  made thereon during such month shall be the property of the Purchaser  and accrued  interest for such month on the Mortgage Loan for which the substitution is made and any Principal  Prepayments made thereon during such month shall be the property of the Company.  The principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of  substitution  shall be the  property of the Company and the principal  payment on the Mortgage Loan for which the  substitution  is made due on such date shall be the property of the Purchaser.

      For any month in which the Company is permitted to substitute  one or more  substitute
Mortgage  Loans,  the  Company  will  determine  the amount (if any) by which the  aggregate
Stated  Principal  Balance  (after  application  of the  principal  portion of all scheduled payments  due in the month of  substitution)  of all the  substitute  Mortgage  Loans in the
month  of  substitution  is  less  then  the  aggregate  Stated  Principal   Balance  (after
application  of the  principal  portion  of the  scheduled  payment  due  in  the  month  of substitution)  of the such replaced  Mortgage Loan. An amount equal to the aggregate of such deficiencies  described in the preceding sentence for any Remittance Date shall be deposited into the  Custodial  Account by the Company on the related  Determination  Date in the month following the calendar month during which the substitution occurred.

      It is  understood  and agreed  that the  obligation  of the  Company set forth in this
Section  3.03 to cure,  repurchase  or  substitute  for a defective  Mortgage  Loan,  and to indemnify Purchaser pursuant to Section 8.01,  constitute the sole remedies of the Purchaser respecting a breach of the foregoing  representations  and warranties.  If the Company fails to repurchase or substitute  for a defective  Mortgage Loan in accordance  with this Section
3.03, or fails to cure a defective Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance with this Section 3.03, or to indemnify  Purchaser pursuant to Section 8.01, that failure  shall be an Event of Default  and the  Purchaser  shall be  entitled  to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the  Purchaser  to terminate  this  Agreement  for cause,  as set forth in Sections 10.01 and 11.01.

      Any cause of action  against the  Company  relating to or arising out of the breach of any  representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any
Mortgage  Loan upon (i) the  earlier of  discovery  of such  breach by the Company or notice thereof by the Purchaser to the Company,  (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified  above,  and (iii) demand upon the Company by the
Purchaser for compliance with this Agreement.

      In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary provision of this Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the  applicable  REMIC's  "start up day" (as  defined  in Section  860G(a)  (9) of the
Code),  unless the  Company  has  obtained  an  Opinion  of Counsel to the effect  that such substitution will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section 860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

      Section 3.04      Representations and Warranties of the Purchaser.

      The  Purchaser  represents,  warrants and  convenants  to the Company  that, as of the related Closing Date or as of such date specifically provided herein:

(c)   The Purchaser is a corporation,  dully organized validly existing and in good standing under the laws of the State of Delaware  and is  qualified  to transact  business  in, is in good standing  under the laws of, and  possesses  all licenses  necessary for the conduct of its  business  in, each state in which any  Mortgaged  Property  is located or is  otherwise except or not required under applicable law to effect such qualification or license;

(d)   The Purchaser  has full power and  authority to hold each  Mortgage  Loan, to purchase each  Mortgage  Loan  pursuant to this  Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions  contemplated by this
Agreement  and the related Term Sheet and to conduct its  business as  presently  conducted, has duly  authorized  the  execution,  delivery and  performance  of this  Agreement and the related Term Sheet,  has duly  executed and  delivered  this  Agreement and the related Term
Sheet;

      (c)   None of the  execution  and  delivery of this  Agreement  and the  related  Term
Sheet,   the  purchase  of  the  Mortgage  Loans,   the  consummation  of  the  transactions
contemplated  hereby,  or the  fulfillment of or compliance with the terms and conditions of this  Agreement and the related Term Sheet will  conflict with any of the terms,  conditions or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal restriction or any  agreement  or  instrument  to which the  Purchaser  is now a party or by which it is bound, or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule, regulation,  order, judgment or decree to which the Purchaser or its property is subject;

      (d)   There is no  litigation  pending  or to the best of the  Purchaser's  knowledge, threatened  with  respect to the  Purchaser  which is  reasonably  likely to have a material adverse effect on the purchase of the related  Mortgage  Loans,  the execution,  delivery or enforceability  of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material adverse effect on the financial condition of the Purchaser;

      (e)   No  consent,  approval,  authorization  or  order of any  court or  governmental agency or body is required for the execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet,  the purchase of the  Mortgage  Loans  or  the  consummation  of the  transactions  contemplated  by  this
Agreement  and the related Term Sheet except for  consents,  approvals,  authorizations  and orders which have been obtained;

      (f)   The  consummation  of the  transactions  contemplated  by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

      (h)   The Purchaser  will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

      (i)   The  Purchaser  does  not  believe,  nor does it have any  cause  or  reason  to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

      The Purchaser  shall  indemnify  the Company and hold it harmless  against any claims, proceedings, losses, damages, penalties, fines, forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to  indemnify  the Seller as  provided  herein  constitute  the sole  remedies of the Seller respecting a breach of the foregoing representations and warranties.

                                         ARTICLE IV

                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01      Company to Act as Servicer.

      The Company,  as  independent  contract  servicer,  shall service and  administer  the
Mortgage  Loans in  accordance  with this  Agreement  and the  related  Term  Sheet and with
Accepted Servicing Practices,  and shall have full power and authority,  acting alone, to do or cause to be done any and all things in connection with such servicing and  administration which the Company may deem  necessary or  desirable  and  consistent  with the terms of this
Agreement and the related Term Sheet and with Accepted Servicing  Practices and exercise the same care  that it  customarily  employs  for its own  account.  Except as set forth in this
Agreement  and the related  Term Sheet,  the Company  shall  service the  Mortgage  Loans in strict compliance with the servicing  provisions of the Fannie Mae Guides (special servicing option),  which include,  but are not limited to,  provisions  regarding the  liquidation of
Mortgage Loans,  the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other  charges,  the  maintenance  of hazard  insurance  with a Qualified  Insurer,  the maintenance of mortgage  impairment  insurance,  the maintenance of fidelity bond and errors
and  omissions  insurance,   inspections,   the  restoration  of  Mortgaged  Property,   the
maintenance of Primary Mortgage  Insurance  Policies and Lender Primary  Mortgage  Insurance
Policies,  insurance  claims,  the  title,  management  and  disposition  of  REO  Property, permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of foreclosures and  abandonments of Mortgaged  Property,  the transfer of Mortgaged  Property,
the  release  of  Mortgage  Files,  annual  statements,   and  examination  of  records  and
facilities.  In the event of any conflict,  inconsistency or discrepancy  between any of the servicing  provisions of this  Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides,  the  provisions of this Agreement and the related Term
Sheet shall control and be binding upon the Purchaser and the Company.

      Consistent  with the terms of this  Agreement and the related Term Sheet,  the Company may waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement  of any such  term or in any  manner  grant  indulgence  to any  Mortgagor  if in the  Company's reasonable and prudent determination such waiver,  modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained  the prior  written  consent of the  Purchaser,  the  Company  shall not permit any modification  with  respect to any Mortgage  Loan that would  change the  Mortgage  Interest
Rate,  defer for more than  ninety days or forgive any  payment of  principal  or  interest, reduce or  increase  the  outstanding  principal  balance  (except  for actual  payments  of principal)  or change the final  maturity  date on such  Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which permits the deferral of interest or principal  payments on any Mortgage Loan, the Company shall,  on the Business Day  immediately  preceding the Remittance  Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds,  in  accordance  with  Section  4.04,  the  difference  between (a) such  month's principal  and one  month's  interest at the  Mortgage  Loan  Remittance  Rate on the unpaid principal  balance of such  Mortgage  Loan and (b) the  amount  paid by the  Mortgagor.  The
Company shall be entitled to  reimbursement  for such advances to the same extent as for all other advances  pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare,  execute and deliver,  all instruments of satisfaction  or  cancellation,  or of partial or full release, discharge and all other comparable instruments,  with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Notwithstanding  anything herein to the contrary,  the
Company may not enter into a forbearance  agreement or similar  arrangement  with respect to any Mortgage  Loan which runs more than 180 days after the first  delinquent  Due Date.  Any such  agreement  shall be approved by Purchaser  and, if required,  by the Primary  Mortgage
Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

      Notwithstanding  anything in this  Agreement to the  contrary,  if any  Mortgage  Loan becomes  subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage
Loan,  shall not permit any  modification  with  respect  to such  Mortgage  Loan that would change the  Mortgage  Interest  Rate and (b) shall not (unless the  Mortgagor  is in default with  respect to such  Mortgage  Loan or such  default is, in the  judgment of the  Company, reasonably foreseeable) make or permit any modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such Mortgage
Loan under Section 1001 of the Code (or Treasury  regulations  promulgated  thereunder)  and
(ii) cause any REMIC to fail to qualify as a REMIC under the Code or the  imposition  of any tax on "prohibited  transactions" or "contributions"  after the startup date under the REMIC
Provisions.

      Prior  to  taking  any  action  with  respect  to  the  Mortgage  Loans  subject  to a
Pass-Through  Transfer,  which is not  contemplated  under the terms of this Agreement,  the
Company  will obtain an Opinion of Counsel  acceptable  to the trustee in such  Pass-Through
Transfer  with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined in
Section  860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse  REMIC Event could occur.

      The Company  shall not permit the creation of any  "interests"  (within the meaning of
Section  860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement by which a REMIC will  receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets  other than  "qualified  mortgages"  as defined in Section
860G(a)(3) of the Code or "permitted  investments"  as defined in Section  860G(a)(5) of the
Code.

      In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted
Servicing  Practices,  giving due consideration to the Purchaser's  reliance on the Company.
Unless a  different  time  period is stated in this  Agreement  or the  related  Term Sheet,
Purchaser  shall be deemed to have given consent in connection  with a particular  matter if
Purchaser  does not  affirmatively  grant or deny consent within five (5) Business Days from the date  Purchaser  receives a second  written  request  for  consent  for such matter from
Company as servicer.

      The  Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the  Company provided that the Subservicer is an entity that engages in the business of servicing  loans, and in either  case shall be  authorized  to  transact  business,  and  licensed  to service mortgage  loans,  in the state or states  where the related  Mortgaged  Properties  it is to service  are  situated,  if and to the  extent  required  by  applicable  law to enable  the
Subservicer to perform its obligations hereunder and under the Subservicing  Agreement,  and in either case shall be a FHLMC or Fannie Mae approved  mortgage  servicer in good standing, and no event has  occurred,  including  but not limited to a change in  insurance  coverage, which would make it unable to comply with the eligibility  requirements  for lenders imposed by Fannie  Mae or for  seller/servicers  imposed  by Fannie  Mae or  FHLMC,  or which  would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve  its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the  Mortgage  Loans and to perform  or cause to be  performed  its duties  under the
related   Subservicing   Agreement.   The  Company   may   perform  any  of  its   servicing
responsibilities  hereunder  or may cause the  Subservicer  to  perform  any such  servicing responsibilities  on its  behalf,  but the use by the Company of the  Subservicer  shall not release the Company  from any of its  obligations  hereunder  and the Company  shall  remain responsible  hereunder  for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own  funds,  and the  Subservicer's  fee shall not  exceed the
Servicing Fee.  Company shall notify  Purchaser  promptly in writing upon the appointment of any Subservicer.

      At the cost and expense of the Company,  without any right of  reimbursement  from the
Custodial   Account,   the  Company   shall  be  entitled  to   terminate   the  rights  and
responsibilities  of the  Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements in the preceding  paragraph, provided,  however, that nothing contained herein shall be deemed to prevent or prohibit the
Company,  at the  Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this  Agreement are terminated  pursuant to Section 4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the  Company  shall at its own cost and  expense  terminate  the rights and responsibilities  of  the  Subservicer  effective  as of  the  date  of  termination  of the
Company.  The  Company  shall pay all fees,  expenses  or  penalties  necessary  in order to terminate the rights and  responsibilities  of the Subservicer  from the Company's own funds without reimbursement from the Purchaser.

      Notwithstanding  any of the  provisions  of this  Agreement  relating to agreements or arrangements  between the Company and the  Subservicer  or any  reference  herein to actions taken  through  the  Subservicer  or  otherwise,  the  Company  shall not be relieved of its obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and conditions as if it alone were  servicing and  administering  the Mortgage  Loans.
The  Company  shall be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company  will  indemnify  and hold  Purchaser  harmless  from any loss,  liability or expense  arising out of its use of a
Subservicer  to  perform  any of its  servicing  duties,  responsibilities  and  obligations hereunder.

      Any  Subservicing  Agreement and any other  transactions  or services  relating to the
Mortgage Loans involving the  Subservicer  shall be deemed to be between the Subservicer and
Company alone,  and the Purchaser  shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and  expenses.  For purposes of  distributions  and advances by the
Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

      Section 4.02      Collection of Mortgage Loan Payments.

      Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each  Mortgage  Loan when the same  shall  become due and  payable  and shall,  to the extent  such  procedures  shall  be  consistent  with  this  Agreement,  Accepted  Servicing
Practices,  and the terms and provisions of any related Primary  Mortgage  Insurance  Policy and Lender  Primary  Mortgage  Insurance  Policy,  follow such  collection  procedures as it follows with respect to mortgage  loans  comparable  to the Mortgage  Loans and held for its own account.  Further,  the Company will take special care in  ascertaining  and  estimating annual escrow  payments,  and all other  charges  that,  as provided in the  Mortgage,  will become  due  and  payable,  so that  the  installments  payable  by the  Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

      In no event  will the  Company  waive its right to any  prepayment  penalty or premium without the prior  written  consent of Purchaser  and Company  will use diligent  efforts to collect  same when due except as otherwise  provided in the  prepayment  penalty  provisions provided in the Mortgage Loan Documents.

      Section 4.03      Realization Upon Defaulted Mortgage

      The  Company  shall use its best  efforts,  consistent  with the  procedures  that the
Company  would  use in  servicing  loans  for  its own  account,  consistent  with  Accepted
Servicing  Practices,  any Primary Mortgage  Insurance  Policies and Lender Primary Mortgage
Insurance  Policies  and the best  interest of  Purchaser,  to  foreclose  upon or otherwise comparably  convert the ownership of properties  securing such of the Mortgage Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for collection  of  delinquent  payments  pursuant to Section  4.01.  Foreclosure  or comparable proceedings  shall be initiated within ninety (90) days of default for Mortgaged  Properties for which no satisfactory  arrangements  can be made for collection of delinquent  payments, subject to state and federal law and  regulation.  The Company shall use its best efforts to realize  upon  defaulted  Mortgage  Loans in such  manner as will  maximize  the  receipt of principal  and interest by the  Purchaser,  taking into  account,  among other  things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions that, in any case in which a Mortgaged  Property  shall have  suffered  damage,  the Company shall not be required to expend its own funds toward the  restoration  of such  property  unless it shall determine  in its  discretion  (i) that such  restoration  will  increase  the  proceeds  of liquidation of the related Mortgage Loan to the Purchaser after  reimbursement to itself for such  expenses,  and (ii) that such  expenses  will be  recoverable  by the Company  through
Insurance  Proceeds  or  Liquidation  Proceeds  from  the  related  Mortgaged  Property,  as contemplated  in Section  4.05.  Company  shall  obtain  prior  approval of  Purchaser as to repair or  restoration  expenses in excess of ten thousand  dollars  ($10,000).  The Company shall notify the Purchaser in writing of the  commencement  of foreclosure  proceedings  and not less than 5 days prior to the  acceptance  or rejection  of any offer of  reinstatement.
The  Company  shall be  responsible  for all costs and  expenses  incurred by it in any such proceedings  or functions;  provided,  however,  that it shall be entitled to  reimbursement thereof  from the  related  property,  as  contemplated  in  Section  4.05.  Notwithstanding anything to the contrary  contained  herein,  in connection with a foreclosure or acceptance of a deed in lieu of foreclosure,  in the event the Company has reasonable  cause to believe that a Mortgaged  Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser  otherwise  requests an  environmental  inspection or review of such Mortgaged
Property,  such an inspection  or review is to be conducted by a qualified  inspector at the
Purchaser's expense.  Upon completion of the inspection,  the Company shall promptly provide the Purchaser with a written report of the  environmental  inspection.  After  reviewing the environmental  inspection  report,  the  Purchaser  shall  determine  how the Company  shall proceed with respect to the Mortgaged Property.

      Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the
Purchaser's  sole  option,  terminate  the Company as servicer  of any  Mortgage  Loan which becomes ninety (90) days or greater  delinquent in payment of a scheduled  Monthly  Payment, without  payment of any  termination  fee with respect  thereto,  provided  that the Company shall on the date said termination  takes effect be reimbursed for any unreimbursed  Monthly
Advances  of the  Company's  funds  made  pursuant  to  Section  5.03  and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding  anything to the contrary set forth in Section
4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

      In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO Property, such  property  shall be  disposed  of by the  Company,  with the  consent of  Purchaser  as required  pursuant to this  Agreement,  before the close of the third taxable year following the  taxable  year in which the  Mortgage  Loan became an REO  Property,  unless the Company provides  to the  trustee  under such  REMIC an  opinion  of counsel to the effect  that the holding of such REO Property  subsequent  to the close of the third  taxable year  following the taxable year in which the Mortgage Loan became an REO  Property,  will not result in the imposition of taxes on "prohibited  transactions" as defined in Section 860F of the Code, or cause  the  transaction  to fail to  qualify  as a REMIC at any time that  certificates  are outstanding.  Company  shall  manage,  conserve,  protect and operate each such REO Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner  which does not cause such  property  to fail to  qualify as  "foreclosure  property"
within  the  meaning  of  Section  860F(a)(2)(E)  of the  Code,  or  any  "net  income  from foreclosure  property" which is subject to taxation under the REMIC  provisions of the Code.
Pursuant to its efforts to sell such  property,  the Company  shall either itself or through an agent  selected by Company,  protect and conserve such property in the same manner and to
such  an  extent  as  is  customary  in  the  locality   where  such  property  is  located.
Additionally,  Company shall perform the tax withholding  and reporting  related to Sections
1445 and 6050J of the Code.

      Section 4.04      Establishment of Custodial Accounts; Deposits in Custodial Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each  Mortgage  Loan  separate  and apart from any of its own funds and  general  assets and shall  establish and maintain one or more Custodial  Accounts.  The Custodial  Account shall be an Eligible  Account.  Funds shall be deposited in the Custodial  Account within 24 hours of receipt,  and shall at all times be insured by the FDIC up to the FDIC insurance  limits, or must be  invested  in  Permitted  Investments  for the  benefit of the  Purchaser.  Funds deposited  in the  Custodial  Account  may be drawn on by the  Company  in  accordance  with
Section  4.05.  The  creation  of any  Custodial  Account  shall  be  evidenced  by a letter agreement  in the form shown in Exhibit B hereto.  The  original  of such  letter  agreement shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon the  request of any subsequent Purchaser.

      The  Company  shall  deposit in the  Custodial  Account on a daily  basis,  and retain therein the  following  payments and  collections  received or made by it  subsequent to the
Cut-off  Date,  or  received  by it prior to the  Cut-off  Date  but  allocable  to a period subsequent  thereto,  other than in respect of principal and interest on the Mortgage  Loans due on or before the Cut-off Date:

      (i)   all payments on account of principal,  including Principal  Prepayments,  on the
Mortgage Loans;

      (ii)  all  payments  on account of  interest  on the  Mortgage  Loans  adjusted to the
Mortgage Loan Remittance Rate;

      (iii)       all Liquidation Proceeds;

      (iv)        any amounts  required to be  deposited by the Company in  connection  with any REO Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall provide the Purchaser with written detail itemizing all of such amounts;

      (v)   all Insurance  Proceeds  including amounts required to be deposited  pursuant to
Sections  4.08,  4.10 and 4.11,  other than  proceeds  to be held in the Escrow  Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Accepted Servicing  Practices,  the Mortgage Loan Documents or applicable law;

      (vi)  all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which  are not released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  the loan documents or applicable law;

      (vii)       any Monthly Advances;

      (viii)      with respect to each full or partial Principal Prepayment,  any Prepayment
Interest  Shortfalls,  to the extent of the Company's  aggregate Servicing Fee received with respect to the related Prepayment Period;

      (ix)  any amounts  required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

      (x)   any amounts  required  to be  deposited  in the  Custodial  Account  pursuant to
Section 4.01, 4.13 or 6.02.

            The  foregoing  requirements  for  deposit  in the  Custodial  Account  shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the foregoing,  payments in the nature of late  payment  charges  and  assumption  fees,  to the extent  permitted by Section  6.01,  need not be  deposited by the Company in the  Custodial
Account.  Any interest paid on funds  deposited in the Custodial  Account by the  depository institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account pursuant to Section 4.05 (iv).
The Purchaser  shall not be responsible  for any losses  suffered with respect to investment of funds in the Custodial Account.

      Section 4.05      Permitted Withdrawals From the Custodial Account.

      The  Company  may,  from time to time,  withdraw  from the  Custodial  Account for the following purposes:

      (i)   to make payments to the Purchaser in the amounts and in the manner  provided for in Section 5.01;

      (ii)  to  reimburse  itself for Monthly  Advances,  the  Company's  right to reimburse itself  pursuant to this  subclause  (ii) being  limited to amounts  received on the related
Mortgage  Loan which  represent  late  collections  (net of the related  Servicing  Fees) of principal  and/or interest  respecting  which any such advance was made, it being understood that, in the case of such  reimbursement,  the Company's right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the  Company is  required  to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase  Price pursuant to such Section and all other  amounts  required to be paid to the  Purchaser  with respect to such Mortgage
Loan;

      (iii)       to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid
Servicing  Fees(or REO  administration  fees described in Section 4.13), the Company's right to reimburse  itself  pursuant to this  subclause  (iii) with  respect to any Mortgage  Loan being  limited to related  proceeds from  Liquidation  Proceeds,  Condemnation  Proceeds and
Insurance  Proceeds in accordance  with the relevant  provisions of the Fannie Mae Guides or as otherwise set forth in this  Agreement;  any recovery  shall be made upon  liquidation of the REO Property;

      (iv)  to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the Custodial  Account (all such interest to be withdrawn monthly not later than each  Remittance  Date),  and (b) the  Servicing  Fee from that  portion  of any  payment or recovery as to interest with respect to a particular Mortgage Loan;

      (v)   to pay to itself with respect to each  Mortgage  Loan that has been  repurchased pursuant to Section 3.03 all amounts  received thereon and not distributed as of the date on which the related repurchase price is determined,

      (vi)  to transfer funds to another  Eligible  Account in accordance  with Section 4.09 hereof;

      (vii) to remove funds inadvertently placed in the Custodial Account by the Company;

      (vi)  to clear and  terminate  the  Custodial  Account  upon the  termination  of this
Agreement; and

(viii)      to reimburse  itself for  Nonrecoverable  Advances to the extent not  reimbursed pursuant to clause (ii) or clause (iii).

      Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each Mortgage Loan which constitute  Escrow Payments  separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow  Accounts.  The
Escrow Account shall be an Eligible  Account.  Funds  deposited in each Escrow Account shall at all times be  insured  in a manner  to  provide  maximum  insurance  under the  insurance limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The original of such letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

      The Company  shall  deposit in the Escrow  Account or Accounts on a daily  basis,  and retain therein:

      (i)   all Escrow Payments  collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

      (ii)  all Insurance  Proceeds which are to be applied to the  restoration or repair of any Mortgaged Property; and

      (iii) all Servicing  Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

            The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other purposes as shall be as set forth or in accordance  with Section  4.07.  The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository  institution  other than  interest on escrowed  funds  required by law to be paid to the  Mortgagor  and, to the extent  required by law, the Company  shall pay interest on escrowed  funds to the Mortgagor notwithstanding  that the Escrow  Account is  non-interest  bearing  or that  interest  paid thereon is  insufficient  for such purposes.  The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

      Section 4.07      Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account may be made by Company only:

      (i)   to effect timely  payments of ground  rents,  taxes,  assessments,  water rates,
Primary  Mortgage  Insurance  Policy  premiums,  if  applicable,  fire and hazard  insurance premiums, condominium assessments and comparable items;

      (ii)  to reimburse  Company for any Servicing  Advance made by Company with respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

      (iii) to refund to the Mortgagor any funds as may be determined to be overages;

      (iv)  for  transfer  to the  Custodial  Account in  accordance  with the terms of this
Agreement;

      (v)   for application to restoration or repair of the Mortgaged Property;

      (vi)  to pay to the Company,  or to the  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

      (vii)       to clear and  terminate  the  Escrow  Account on the  termination  of this
Agreement.  As part  of its  servicing  duties,  the  Company  shall  pay to the  Mortgagors interest on funds in Escrow  Account,  to the extent required by law, and to the extent that interest  earned on funds in the Escrow  Account is  insufficient,  shall pay such  interest from its own funds, without any reimbursement therefor; and

      (viii)      to pay to the Mortgagors or other parties Insurance  Proceeds deposited in accordance with Section 4.06.

      Section 4.08      Payment  of Taxes,  Insurance  and Other  Charges;  Maintenance  of
      Primary Mortgage Insurance Policies; Collections Thereunder.

      With respect to each  Mortgage  Loan,  the Company  shall  maintain  accurate  records reflecting  the status of ground rents,  taxes,  assessments,  water rates and other charges which are or may  become a lien  upon the  Mortgaged  Property  and the  status  of  primary mortgage insurance  premiums and fire and hazard insurance  coverage and shall obtain,  from time to time,  all bills for the payment of such  charges,  including  renewal  premiums and shall effect payment  thereof prior to the applicable  penalty or termination  date and at a time  appropriate  for securing  maximum  discounts  allowable,  employing  for such purpose deposits  of the  Mortgagor  in the  Escrow  Account  which  shall have been  estimated  and accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed under the terms of the Mortgage or  applicable  law. To the extent that the Mortgage  does not provide for Escrow  Payments,  the Company  shall  determine  that any such payments are made by the
Mortgagor  at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely  payments  of all such bills irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

      The  Company  will  maintain  in full  force and  effect  Primary  Mortgage  Insurance
Policies or Lender Primary Mortgage  Insurance  Policies issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such  coverage is herein  required.  Such coverage will be terminated only with the approval of Purchaser,  or as required by applicable law or regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance
Policy or Lender  Primary  Mortgage  Insurance  Policy in effect on the Closing Date that is required to be kept in force under this  Agreement  unless a  replacement  Primary  Mortgage
Insurance  Policy  or  Lender  Primary  Mortgage  Insurance  Policy  for  such  canceled  or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Company shall not take any action which would result in  non-coverage  under any applicable  Primary
Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance Policy of any loss which, but for the actions of the Company would have been covered  thereunder.  In connection  with any  assumption  or  substitution  agreement  entered into or to be entered into pursuant to
Section  6.01,  the Company  shall  promptly  notify the insurer  under the related  Primary
Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance  Policy,  if any, of such assumption  or  substitution  of liability in  accordance  with the terms of such policy and shall  take all  actions  which  may be  required  by such  insurer  as a  condition  to the continuation  of coverage  under the Primary  Mortgage  Insurance  Policy or Lender  Primary
Mortgage  Insurance  Policy.  If such Primary  Mortgage  Insurance  Policy or Lender Primary
Mortgage  Insurance  Policy is terminated as a result of such  assumption or substitution of liability,  the Company  shall obtain a replacement  Primary  Mortgage  Insurance  Policy or
Lender Primary Mortgage Insurance Policy as provided above.

      In  connection  with its  activities  as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  insurer  under any Private
Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary
Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance Policy and, in this regard, to take such action as shall be  necessary  to permit  recovery  under any Primary  Mortgage
Insurance  Policy or  Lender  Primary  Mortgage  Insurance  Policy  respecting  a  defaulted
Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any
Primary  Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance  Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

      Section 4.09      Transfer of Accounts.

      The Company may transfer the  Custodial  Account or the Escrow  Account to a different
Eligible  Account from time to time.  Such  transfer  shall be made only upon  obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

      Section 4.10      Maintenance of Hazard Insurance.

      The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard insurance  with  extended  coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the  Mortgaged  Property is located in an amount which is equal to the lesser of (i) the maximum  insurable value of the improvements  securing such Mortgage Loan or (ii)
the  greater of (a) the  outstanding  principal  balance of the  Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be  sufficient to prevent the Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection Act of 1973,  as  amended,  each  Mortgage  Loan shall be covered  by a flood  insurance  policy meeting the requirements of the current  guidelines of the Federal Insurance  Administration in  effect  with an  insurance  carrier  acceptable  to Fannie  Mae or  FHLMC,  in an amount representing  coverage not less than the least of (i) the outstanding  principal  balance of the Mortgage  Loan,  (ii) the maximum  insurable  value of the  improvements  securing  such
Mortgage Loan or (iii) the maximum  amount of insurance  which is available  under the Flood
Disaster  Protection  Act of  1973,  as  amended.  If at any  time  during  the  term of the
Mortgage Loan, the Company  determines in accordance with applicable law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the Company  shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage,  and if said
Mortgagor fails to obtain the required flood insurance  coverage within forty-five (45) days after such  notification,  the Company  shall  immediately  force place the  required  flood insurance on the Mortgagor's  behalf.  The Company shall also maintain on each REO Property, fire and hazard  insurance  with  extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood  insurance  in an amount as provided  above.  Any amounts  collected  by the
Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the  Mortgaged  Property or REO  Property,  or released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood and agreed that no other additional  insurance need be required by the Company of the  Mortgagor or  maintained on property  acquired in respect of the Mortgage  Loan,  other than pursuant to this Agreement,  the Fannie Mae Guides or such applicable  state or federal laws and  regulations as shall at any time be in force and as shall require such  additional insurance.  All such policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the  Company and its  successors  and/or  assigns and shall  provide for at least thirty days prior written  notice of any  cancellation,  reduction in the amount or material change in coverage to the Company.  The Company  shall not  interfere  with the  Mortgagor's freedom of choice in selecting  either his insurance  carrier or agent,  provided,  however, that the Company  shall not accept any such  insurance  policies  from  insurance  companies unless such companies are Qualified Insurers.

      Section 4.11      Maintenance of Mortgage Impairment Insurance Policy.

      In the event that the Company  shall obtain and maintain a blanket  policy issued by a
Qualified Insurer insuring against hazard losses on all of the Mortgage Loans,  then, to the extent such policy provides  coverage in an amount equal to the amount required  pursuant to
Section 4.10 and otherwise  complies with all other  requirements  of Section 4.10, it shall conclusively  be deemed to have  satisfied its  obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible  clause, in which case the Company  shall,  in the event that there shall not have been  maintained  on the related
Mortgaged  Property or REO Property a policy  complying  with Section 4.10,  and there shall have been a loss which  would have been  covered by such  policy,  deposit in the  Custodial
Account  the  amount  not  otherwise  payable  under  the  blanket  policy  because  of such deductible  clause.  In connection  with its  activities as servicer of the Mortgage  Loans, the Company  agrees to prepare and  present,  on behalf of the  Purchaser,  claims under any such blanket  policy in a timely fashion in accordance  with the terms of such policy.  Upon request of the  Purchaser,  the  Company  shall  cause to be  delivered  to the  Purchaser a certified  true copy of such  policy and shall use its best  efforts  to obtain a  statement from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

      Section 4.12      Fidelity Bond, Errors and Omissions Insurance.

      The Company shall maintain,  at its own expense, a blanket fidelity bond and an errors and  omissions  insurance  policy,  with broad  coverage with  responsible  companies on all officers,  employees or other  persons  acting in any  capacity  with regard to the Mortgage
Loan to handle  funds,  money,  documents  and papers  relating to the  Mortgage  Loan.  The
Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company against losses,  including forgery, theft,  embezzlement and fraud of such  persons.  The errors and  omissions  insurance  shall  protect  and insure the Company against losses arising out of errors and omissions and negligent acts of such persons.  Such errors and omissions  insurance  shall also protect and insure the Company against losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this
Agreement  and the  release or  satisfaction  of a Mortgage  Loan  without  having  obtained payment in full of the  indebtedness  secured  thereby.  No  provision  of this Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance shall diminish or relieve the
Company  from its  duties  and  obligations  as set  forth in this  Agreement.  The  minimum coverage  under  any  such  bond  and  insurance  policy  shall  be at  least  equal  to the corresponding  amounts required by Fannie Mae in the Fannie Mae Guides.  Upon request by the
Purchaser,  the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall  obtain a statement  from the surety and the insurer  that such  Fidelity  Bond or insurance policy shall in no event be terminated or materially  modified without thirty (30)
days' prior written notice to the Purchaser.  The Company shall notify the Purchaser  within five (5) business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy will be, or has  been,  materially  modified  or  terminated.  The  Purchaser  (or any party having the status of Purchaser  hereunder) and any subsidiary  thereof and their  successors or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as  additional  insured on the errors and omissions  policy.  Upon request by Purchaser,
Company shall provide  Purchaser  with an insurance  certificate  certifying  coverage under this Section 4.12,  and will provide an update to such  certificate  upon  request,  or upon renewal or material modification of coverage.

      Section 4.13      Title, Management and Disposition of REO Property.

      In the event that title to the  Mortgaged  Property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the  Purchaser  or its  designee,  or in the  event the  Purchaser  or its  designee  is not authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing  business" or tax laws of such state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the
Company from an attorney  duly  licensed to practice law in the state where the REO Property is  located.  Any  Person or Persons  holding  such title  other  than the  Purchaser  shall acknowledge  in writing  that such title is being  held as  nominee  for the  benefit of the
Purchaser.

      The Company  shall notify the  Purchaser in  accordance  with the Fannie Mae Guides of each  acquisition of REO Property upon such  acquisition  (and, in any event,  shall provide notice of the  consummation  of any  foreclosure  sale within three (3) Business Days of the date Company  receives  notice of such  consummation),  together with a copy of the drive by appraisal or brokers  price opinion of the Mortgaged  Property  obtained in connection  with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance with Accepted Servicing Practices.  Thereafter,  the Company shall continue to provide certain  administrative  services to the Purchaser  relating to such REO Property as set forth in this Section 4.13.  No Servicing  Fee shall be assessed or otherwise  accrue on any REO Property from and after the date on which it becomes an REO Property.

      The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the  Fannie Mae Guides  manage,  conserve,  protect  and  operate  each REO
Property  in the same  manner  that it  manages,  conserves,  protects  and  operates  other foreclosed  property  for its own account,  and in the same manner that similar  property in the same  locality  as the REO  Property  is  managed.  The  Company  shall  cause  each REO
Property to be inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO  Property  to be  inspected  at least  monthly  thereafter  or more  frequently  as required by the  circumstances.  The Company shall make or cause to be made a written report of each such  inspection.  Such reports  shall be retained in the  Mortgage  File and copies thereof shall be forwarded by the Company to the Purchaser.

      The  Company  shall use its best  efforts to dispose  of the REO  Property  as soon as possible  and shall sell such REO Property in any event within one year after title has been taken to such REO Property,  unless the Company determines,  and gives an appropriate notice to the  Purchaser  to such  effect,  that a  longer  period  is  necessary  for the  orderly liquidation  of such REO Property.  If a longer period than one (1) year is permitted  under the foregoing  sentence and is necessary to sell any REO Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling  such REO  Property.  No
REO Property shall be marketed for less than the Appraised Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised Value,  without the prior consent of Purchaser.  All requests for reimbursement of
Servicing  Advances shall be in accordance  with the Fannie Mae Guides.  The  disposition of
REO  Property  shall be carried out by the  Company at such  price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the Purchaser  (subject to the above  conditions)  only with the prior written consent of the Purchaser.  Company shall provide  monthly reports to Purchaser in reference to the status of the marketing of the REO
Properties.

      Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the
Purchaser's sole option,  terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto,  provided that the Company shall on the date said  termination  takes  effect be  reimbursed  for any  unreimbursed  advances of the
Company's funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and
Servicing  Fees in each case  relating to the  Mortgage  Loan  underlying  such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said  termination and the  transfer of  servicing  responsibilities  with  respect to such REO Property to the
Purchaser or its designee.  Within five Business Days of any such  termination,  the Company shall,  if necessary  convey such property to the  Purchaser  and shall further  provide the
Purchaser  with the following  information  regarding the subject REO Property:  the related drive by appraisal or brokers price opinion,  and copies of any related Mortgage  Impairment
Insurance Policy claims.  In addition,  within five Business Days, the Company shall provide the  Purchaser  with the  following  information  and  documents  regarding  the subject REO
Property:  the related  trustee's deed upon sale and copies of any related hazard  insurance claims, or repair bids.

      Section 4.14      Notification of Maturity Date.

       With respect to each  Mortgage  Loan,  the Company  shall  execute and deliver to the
Mortgagor any and all necessary  notices  required under applicable law and the terms of the related Mortgage Note and Mortgage  regarding the maturity date if required under applicable law.

                                         ARTICLE V

                                 PAYMENTS TO THE PURCHASER

      Section 5.01      Distributions.

      On each Remittance  Date, the Company shall distribute by wire transfer of immediately available  funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of  business  on the  preceding  Determination  Date,  net of  charges  against or withdrawals  from the  Custodial  Account  pursuant to Section  4.05,  plus (ii) all Monthly
Advances,  if any,  which the Company is obligated to  distribute  pursuant to Section 5.03, plus,  (iii) interest at the Mortgage Loan Remittance Rate on any Principal  Prepayment from the date of such Principal  Prepayment  through the end of the month for which  disbursement is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned  during the month of the  distribution,  minus (iv) any amounts  attributable  to  Monthly  Payments  collected  but  due  on a Due  Date  or  Dates subsequent  to the  preceding  Determination  Date,  which  amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts.  It is understood  that, by operation of Section  4.04,  the  remittance  on the first  Remittance  Date with respect to
Mortgage  Loans  purchased  pursuant  to the  related  Term  Sheet is to  include  principal collected  after the Cut-off Date through the preceding  Determination  Date plus  interest, adjusted to the Mortgage Loan  Remittance  Rate collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off  Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

      With respect to any remittance  received by the Purchaser  after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage points,  but in no event greater than the maximum amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the Business Day such payment  was due and  ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such  interest  shall not be deemed  an  extension  of time for  payment  or a waiver  of any  Event  of  Default  by the
Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

      Section 5.02      Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy, and shall contain the following:

      (i) With respect to each Monthly Payment,  the amount of such remittance  allocable to principal  (including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii) with respect to each Monthly  Payment,  the amount of such  remittance  allocable to interest;

      (iii) the amount of servicing  compensation  received by the Company  during the prior distribution period;

      (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

      (v)  the  aggregate  of any  expenses  reimbursed  to the  Company  during  the  prior distribution period pursuant to Section 4.05;

      (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a)
delinquent  (1) 30 to 59  days,  (2) 60 to 89  days,  (3) 90 days or  more;  (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

      The Company shall also provide a trial balance,  sorted in  Purchaser's  assigned loan number order, in the form of Exhibit E hereto, with each such Report.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      Section 5.03      Monthly Advances by the Company.

      Not later than the close of business on the Business  Day  preceding  each  Remittance
Date,  the Company shall  deposit in the  Custodial  Account an amount equal to all payments not previously  advanced by the Company,  whether or not deferred  pursuant to Section 4.01, of principal  (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off  Date,  adjusted  to the  Mortgage  Loan  Remittance  Rate,  which were due on a
Mortgage Loan and delinquent at the close of business on the related Determination Date.

      The Company's  obligation  to make such Monthly  Advances as to any Mortgage Loan will continue  through the last Monthly  Payment due prior to the payment in full of the Mortgage
Loan,  or through  the  Remittance  Date prior to the date on which the  Mortgaged  Property liquidates  (including  Insurance  Proceeds,  proceeds  from  the  sale of REO  Property  or
Condemnation  Proceeds)  with  respect to the  Mortgage  Loan unless the Company  deems such advance to be a  Nonrecoverable  Advance.  In such event,  the Company  shall deliver to the
Purchaser  an  Officer's  Certificate  of the  Company to the effect  that an officer of the
Company has reviewed the related  Mortgage  File and has made the  reasonable  determination that any additional advances are nonrecoverable.

      Section 5.04      Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition  thereof by the
Purchaser  pursuant  to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the
Purchaser a liquidation  report with respect to such  Mortgaged  Property in a form mutually acceptable to Company and  Purchaser.  The Company shall also provide  reports on the status of REO Property containing such information as Purchaser may reasonably require.

      Section 5.05      Prepayment Interest Shortfalls.

      Not later than the close of business on the Business  Day  preceding  each  Remittance
Date in the month following the related  Prepayment Period, the Company shall deposit in the
Custodial  Account an amount equal to any  Prepayment  Interest  Shortfalls  with respect to such  Prepayment  Period,  which in the aggregate  shall not exceed the Company's  aggregate
Servicing Fee received with respect to the related Due Period.

                                         ARTICLE VI

                                GENERAL SERVICING PROCEDURES

      Section 6.01      Assumption Agreements.

      The Company  will, to the extent it has  knowledge of any  conveyance  or  prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute  conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the
Mortgage Note and/or the  Mortgage),  exercise its rights to accelerate the maturity of such
Mortgage  Loan under any  "due-on-sale"  clause to the extent  permitted  by law;  provided, however,  that the Company  shall not exercise any such rights if  prohibited  by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any  recovery  under the related  Primary  Mortgage  Insurance  Policy or
Lender Primary Mortgage Insurance Policy, if any. If the Company  reasonably  believes it is unable under  applicable law to enforce such  "due-on-sale"  clause,  the Company,  with the approval of the Purchaser,  will enter into an assumption  agreement with the person to whom the Mortgaged  Property has been  conveyed or is proposed to be conveyed,  pursuant to which such  person  becomes  liable  under the  Mortgage  Note and,  to the  extent  permitted  by applicable state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this Section 6.01, the Company,  with the prior consent of the Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution of liability agreement  with the person to whom the  Mortgaged  Property has been conveyed or is proposed to be conveyed pursuant to which the original  mortgagor is released from liability and such
Person is substituted  as mortgagor and becomes liable under the related  Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

      In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or  substitution  of liability,  the Mortgage  Interest Rate borne by the related
Mortgage  Note,  the amount of the Monthly  Payment and the maturity date may not be changed
(except  pursuant  to the  terms  of the  Mortgage  Note).  If the  credit  of the  proposed transferee does not meet such underwriting  criteria,  the Company  diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law,  accelerate the maturity  of the  Mortgage  Loan.  The  Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the
Purchaser the original of any such substitution of liability or assumption agreement,  which document  shall be added to the  related  Mortgage  File and  shall,  for all  purposes,  be considered  a part of such  Mortgage  File to the same  extent  as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

      Notwithstanding  the foregoing  paragraphs  of this Section or any other  provision of this  Agreement,  the  Company  shall not be deemed  to be in  default,  breach or any other violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage Loan by operation  of law or any  assumption  which  the  Company  may  be  restricted  by law  from preventing,  for any  reason  whatsoever.  For  purposes  of this  Section  6.01,  the  term
"assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject  to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 6.02      Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the  payment in full of any  Mortgage  Loan,  or the  receipt by the Company of a notification  that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately  notify the Purchaser by a certification,  which  certification shall  include a  statement  to the effect  that all  amounts  received or to be received in connection  with such payment  which are required to be deposited in the  Custodial  Account pursuant  to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser.  The
Purchaser  shall no later than five Business Days after  receipt of such  certification  and request,  release  or cause  to be  released  to the  Company,  the  related  Mortgage  Loan
Documents and, upon its receipt of such  documents,  the Company shall promptly  prepare and deliver to the  Purchaser  the  requisite  satisfaction  or release.  No later than five (5)
Business Days following its receipt of such  satisfaction  or release,  the Purchaser  shall deliver,  or cause to be  delivered,  to the Company the  release or  satisfaction  properly executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney in fact. No expense  incurred in connection  with any instrument of  satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

      In the event the Company  satisfies  or releases a Mortgage  without  having  obtained payment  in  full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise prejudice  any right the  Purchaser  may have under the mortgage  instruments,  the Company, upon written  demand,  shall remit within two (2) Business  Days to the  Purchaser  the then outstanding  principal  balance  of the  related  Mortgage  Loan by  deposit  thereof in the
Custodial  Account.  The Company  shall  maintain the Fidelity Bond and errors and omissions insurance  insuring the Company against any loss it may sustain with respect to any Mortgage
Loan not satisfied in accordance with the procedures set forth herein.

      From time to time and as appropriate  for the servicing or foreclosure of the Mortgage
Loan,  including for the purpose of collection under any Primary  Mortgage  Insurance Policy or Lender  Primary  Mortgage  Insurance  Policy,  the Purchaser  shall,  upon request of the
Company and delivery to the Purchaser of a servicing receipt signed by a Servicing  Officer, release  the  portion  of the  Mortgage  File held by the  Purchaser  to the  Company.  Such servicing  receipt shall  obligate the Company to return the related  Mortgage  documents to the Purchaser  when the need therefor by the Company no longer  exists,  unless the Mortgage
Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited  in the  Custodial  Account or the Mortgage  File or such  document has been delivered to an  attorney,  or to a public  trustee or other public  official as required by law, for  purposes of  initiating  or pursuing  legal  action or other  proceedings  for the foreclosure of the Mortgaged Property either judicially or  non-judicially,  and the Company has  delivered to the Purchaser a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was delivered and the purpose or purposes of such  delivery.  Upon receipt of a certificate of a Servicing
Officer  stating that such Mortgage  Loan was  liquidated,  the  servicing  receipt shall be released by the Purchaser to the Company.

      Section 6.03      Servicing Compensation.

      As compensation for its services hereunder,  the Company shall be entitled to withdraw from the  Custodial  Account (to the extent of interest  payments  collected on the Mortgage
Loans) or to retain from  interest  payments  collected on the Mortgage  Loans,  the amounts provided for as the Company's Servicing Fee, subject to payment of compensating  interest on
Principal  Prepayments  as capped by the  Servicing  Fee  pursuant  to Section  5.01  (iii).
Additional  servicing  compensation  in the form of assumption  fees, as provided in Section
6.01, and late payment  charges or otherwise  shall be retained by the Company to the extent not required to be deposited in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with  partial  Monthly  Payments.  The Company  shall be required to pay all expenses incurred by it in connection with its servicing  activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

      Section 6.04      Annual Statement as to Compliance.

      The Company will deliver to the  Purchaser  not later than February 28th of each year, beginning February 28, 2005, an executed Officers'  Certificate  acceptable to the Purchaser stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding  calendar year and of  performance  under this  Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers' knowledge,  based on such  review,  the Company has  fulfilled  all of its  obligations  under this  Agreement throughout  such  year,  or,  if there  has been a default  in the  fulfillment  of any such obligation,  specifying  each such default  known to such officers and the nature and status of cure  provisions  thereof.  Such Officers'  Certificate  shall contain no restrictions or limitations  on its use.  Copies of such  statement  shall be provided by the Company to the
Purchaser upon request.

      If the Company  cannot deliver the related  Officers'  Certificate by February 28th of such year,  the Purchaser,  at its sole option,  may permit a cure period for the Company to deliver such Officers' Certificate, but in no event later than March 15th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.05 shall be deemed an
Event of Default,  automatically,  without notice and without any cure period, and Purchaser may, in addition to whatever  rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to
Section 10.01 of this  Agreement.  This  paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

      Section 6.05      Annual Independent Certified Public Accountants' Servicing Report.

      The Company,  at its expense and not later than February 28th of each year,  beginning
February 28, 2005, shall cause a firm of independent  public  accountants  which is a member of the  American  Institute of Certified  Public  Accountants  to furnish a statement to the
Purchaser  acceptable  to the  Purchaser to the effect that such firm has  examined  certain documents  and records  relating to the  Company's  servicing of mortgage  loans of the same type as the Mortgage Loans pursuant to servicing  agreements  substantially  similar to this
Agreement,  which  agreements may include this Agreement,  and that, on the basis of such an examination,  conducted  substantially  in the uniform  single  audit  program for  mortgage bankers,  such firm is of the opinion that the  Company's  servicing  has been  conducted in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such  statement.  Such  statement  shall  contain no  restrictions  or limitations  on its use.  Copies of such  statement  shall be provided by the Company to the
Purchaser.  In addition,  on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

      If the Company  cannot  deliver the related  statement by February  28th of such year, the Purchaser,  at its sole option, may permit a cure period for the Company to deliver such statement, but in no event later than March 15th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.05 shall be deemed an
Event of Default,  automatically,  without notice and without any cure period, and Purchaser may, in addition to whatever  rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to
Section 10.01 of this  Agreement.  This  paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

      Section 6.06      Purchaser's Right to Examine Company Records.

      The Purchaser shall have the right to examine and audit upon reasonable  notice to the
Company,  during  business  hours  or at such  other  times as  might  be  reasonable  under applicable  circumstances,  any  and  all of the  books,  records,  documentation  or  other information  of the  Company,  or held  by  another  for the  Company  or on its  behalf  or otherwise,  which  relates to the  performance  or  observance  by the Company of the terms, covenants or conditions of this Agreement.

      The Company shall provide to the  Purchaser  and any  supervisory  agents or examiners representing a state or federal  governmental agency having jurisdiction over the Purchaser, including  but  not  limited  to  OTS,  FDIC  and  other  similar  entities,  access  to any documentation  regarding  the Mortgage  Loans in the  possession of the Company which may be required by any applicable  regulations.  Such access shall be afforded without charge, upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance  with the FDIC,  OTS,  or any other  similar  federal  or state  regulations,  as applicable.

                                        ARTICLE VII

                             REPORTS TO BE PREPARED BY SERVICER

      Section 7.01      Company Shall Provide Information as Reasonably Required.

      The Company  shall furnish to the Purchaser  during the term of this  Agreement,  such periodic,  special or other reports,  information or documentation,  whether or not provided for herein,  as shall be necessary,  reasonable or  appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the  performance of the Company under this
Agreement,  including  any reports,  information  or  documentation  reasonably  required to comply with any regulations  regarding any supervisory  agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance  with such applicable instructions  and  directions as the Purchaser  may  reasonably  request in relation to this
Agreement or the  performance  of the Company under this  Agreement.  The Company  agrees to execute and deliver all such  instruments  and take all such action as the  Purchaser,  from time to time,  may  reasonably  request in order to effectuate  the purpose and to carry out the terms of this Agreement.

      In connection with marketing the Mortgage  Loans,  the Purchaser may make available to a prospective  purchaser audited  financial  statements of the Company for the most recently completed  two (2)  fiscal  years for which  such  statements  are  available,  as well as a
Consolidated  Statement of Condition at the end of the last two (2) fiscal years  covered by any Consolidated  Statement of Operations.  If it has not already done so, the Company shall furnish  promptly to the  Purchaser  or a  prospective  purchaser  copies of the  statements specified above.

      The Company  shall make  reasonably  available  to the  Purchaser  or any  prospective
Purchaser a  knowledgeable  financial  or  accounting  officer for the purpose of  answering questions  and to permit any  prospective  purchaser  to  inspect  the  Company's  servicing facilities  for the purpose of satisfying  such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                        ARTICLE VIII

                                        THE SERVICER

      Section 8.01      Indemnification; Third Party Claims.

      The Company  agrees to indemnify the  Purchaser  and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the  failure of the  Company to observe  and  perform  its  duties,  obligations, covenants,  and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company  agrees to  indemnify  the  Purchaser  and hold it harmless against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that the Purchaser may sustain in any way from any claim,  demand,  defense or assertion based on or grounded upon, or resulting  from any  assertion  based on,  grounded  upon or  resulting  from a breach or alleged breach of any of the  representation  or warranty set forth in Sections 3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party  against  Company  with respect to this  Agreement  or the Mortgage  Loans, assume  (with the  consent  of the  Purchaser)  the  defense  of any such  claim and pay all expenses in  connection  therewith,  including  counsel  fees,  whether or not such claim is settled prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company shall follow any written  instructions  received from the Purchaser in connection  with such claim.  The Purchaser  shall promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences except when the claim relates to the failure of the
Company to service and administer the Mortgages in strict  compliance with the terms of this
Agreement,  the breach of  representation or warranty set forth in Sections 3.01 or 3.02, or the negligence,  bad faith or willful misconduct of Company.  The provisions of this Section
8.01 shall survive termination of this Agreement.

      Section 8.02      Merger or Consolidation of the Company.

      The  Company  will keep in full  effect  its  existence,  rights and  franchises  as a corporation  under the laws of the state of its  incorporation  except as permitted  herein, and will obtain and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect  the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Company may be merged or  consolidated,  or any  corporation resulting  from any merger,  conversion  or  consolidation  to which the Company  shall be a party,  or any Person  succeeding  to the business of the Company  whether or not related to loan servicing,  shall be the successor of the Company  hereunder,  without the execution or filing of any paper or any further act on the part of any of the  parties  hereto,  anything herein to the contrary notwithstanding;  provided,  however, that the successor or surviving
Person  shall be an  institution  (i) having a GAAP net worth of not less than  $25,000,000,
(ii) the  deposits  of which  are  insured  by the FDIC,  SAIF  and/or  BIF,  and which is a
HUD-approved  mortgagee whose primary business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC  approved  seller/servicer  in good standing.

      Section 8.03      Limitation on Liability of the Company and Others.

      Neither the Company nor any of the officers,  employees or agents of the Company shall be under any  liability to the  Purchaser  for any action taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in judgment made in good faith; provided,  however, that this provision shall not protect the Company or any such person against any breach of warranties or representations  made herein, or failure to perform its obligations in strict  compliance with any standard of care set forth in this
Agreement,  or any liability which would  otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and conditions of this  Agreement.
The Company and any officer,  employee or agent of the Company may rely in good faith on any document  of any  kind  prima  facie  properly  executed  and  submitted  by  the  Purchaser respecting any matters arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service the Mortgage  Loans in accordance  with this  Agreement and which in its  reasonable opinion may involve it in any expenses or  liability;  provided,  however,  that the Company may,  with  the  consent  of the  Purchaser,  undertake  any such  action  which it may deem necessary  or  desirable  in  respect  to this  Agreement  and the  rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the
Purchaser will be liable,  and the Company shall be entitled to be reimbursed  therefor from the Purchaser upon written demand.

      Section 8.04      Company Not to Assign or Resign.

      The Company shall not assign this Agreement or resign from the  obligations and duties hereby  imposed on it except by mutual  consent of the Company and the Purchaser or upon the determination  that its duties hereunder are no longer  permissible under applicable law and such  incapacity  cannot be cured by the  Company.  Any such  determination  permitting  the resignation  of the  Company  shall be  evidenced  by an Opinion  of Counsel to such  effect delivered  to the  Purchaser  which  Opinion  of  Counsel  shall  be in form  and  substance acceptable to the Purchaser.  No such  resignation  shall become effective until a successor shall have assumed the Company's  responsibilities  and obligations  hereunder in the manner provided in Section 11.01.

      Section 8.05      No Transfer of Servicing.

      With respect to the retention of the Company to service the Mortgage Loans  hereunder, the  Company  acknowledges  that the  Purchaser  has acted in  reliance  upon the  Company's independent status, the adequacy of its servicing facilities,  plan, personnel,  records and procedures,  its integrity,  reputation and financial standing and the continuance  thereof.
Without in any way limiting the  generality  of this  Section,  the Company shall not either assign this Agreement or the servicing  hereunder or delegate its rights or duties hereunder or any portion  thereof,  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  without the prior  written  approval of the  Purchaser,  which  consent shall be granted or withheld in the Purchaser's sole discretion.

      Without in any way limiting the  generality  of this Section  8.05,  in the event that the Company either shall assign this Agreement or the servicing  responsibilities  hereunder or  delegate  its duties  hereunder  or any  portion  thereof  without  (i)  satisfying  the requirements  set forth herein or (ii) the prior written consent of the Purchaser,  then the
Purchaser  shall have the right to  terminate  this  Agreement,  without  any payment of any penalty or damages and  without any  liability  whatsoever  to the Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining  unpaid) or any third party.

                                         ARTICLE IX

                                          DEFAULT

      Section 9.01      Events of Default.

      In case one or more of the following  Events of Default by the Company shall occur and be continuing, that is to say:

      (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of one (1)
Business Day; or

      (ii)  failure on the part of the  Company  duly to observe or perform in any  material respect any other of the  covenants  or  agreements  on the part of the Company set forth in this Agreement  which  continues  unremedied for a period of thirty (30) days after the date on which written notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

      (iii) a  decree  or  order  of a court  or  agency  or  supervisory  authority  having jurisdiction  for  the  appointment  of a  conservator  or  receiver  or  liquidator  in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets and  liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against  the  Company  and  such  decree  or order  shall  have  remained  in force undischarged or unstayed for a period of sixty days; or

      (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshalling of assets and liabilities  or similar  proceedings  of or relating to the Company or of or relating to all or substantially all of its property; or

      (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they  become  due,  file a  petition  to take  advantage  of any  applicable  insolvency  or reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (vi) Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty days; or

      (vii) the Company  attempts to assign its right to  servicing  compensation  hereunder or the Company attempts,  without the consent of the Purchaser, to sell or otherwise dispose of all or  substantially  all of its  property or assets or to assign this  Agreement or the servicing  responsibilities  hereunder  or to delegate  its duties  hereunder or any portion thereof; or

      (viii)  the  Company  ceases to be (a)  licensed  to service  first  lien  residential mortgage  loans in any  jurisdiction  in which a  Mortgaged  Property  is  located  and such licensing is required,  and (b) qualified to transact business in any jurisdiction  where it is currently so  qualified,  but only to the extent such  non-qualification  materially  and adversely affects the Company's ability to perform its obligations hereunder; or

      (ix)  the  Company  fails  to meet  the  eligibility  criteria  set  forth in the last sentence of Section 8.02.

      Then,  and in each and every such case,  so long as an Event of Default shall not have been remedied, the Purchaser,  by notice in writing to the Company (except in the case of an
Event of Default under clauses (iii),  (iv) or (v) above, in which case,  automatically  and without  notice)  Company may, in addition to whatever  rights the  Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Company under this
Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without  compensating the Company for the same.  On or after the  receipt by the  Company of such  written  notice
(or, in the case of an Event of Default under  clauses  (iii),  (iv) or (v) above,  in which case,  automatically and without notice),  all authority and power of the Company under this
Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01. Upon written request from the
Purchaser,  the Company shall prepare,  execute and deliver, any and all documents and other instruments,  place in such successor's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary or  appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related  documents,  or  otherwise,  at the Company's  sole  expense.  The Company agrees to cooperate  with the Purchaser and such  successor in effecting the  termination of the Company's  responsibilities  and rights hereunder,  including,  without limitation,  the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Company to the  Custodial  Account or Escrow  Account or  thereafter received with respect to the Mortgage Loans or any REO Property.

      Section 9.02      Waiver of Defaults.

      The  Purchaser  may waive only by written  notice  any  default by the  Company in the performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent expressly so waived in writing.

                                         ARTICLE X

                                        TERMINATION

      Section 10.01     Termination.

      The respective  obligations and  responsibilities of the Company shall terminate upon:
(i) the later of the  final  payment  or other  liquidation  (or any  advance  with  respect thereto) of the last  Mortgage  Loan and the  disposition  of all remaining REO Property and the remittance of all funds due hereunder;  or (ii) by mutual consent of the Company and the
Purchaser in writing; or (iii) termination with cause under the terms of this Agreement.

      Section 10.02     Termination Without Cause.

      The  Purchaser  may,  at its sole  option,  terminate  any rights the Company may have hereunder,  without  cause,  upon no less than 90 days  written  notice.  Any such notice of termination  shall be in writing and  delivered to the Company as provided in Section  11.05 of this Agreement.

                                         ARTICLE XI

                                  MISCELLANEOUS PROVISIONS

      Section 11.01     Successor to the Company.

      Prior to  termination  of Company's  responsibilities  and duties under this Agreement pursuant to Sections 4.13,  8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and obligations under this Agreement,  or (ii) appoint a successor having the characteristics set forth in Section
8.02  hereof and which shall  succeed to all rights and assume all of the  responsibilities, duties and  liabilities  of the Company under this  Agreement  prior to the  termination  of
Company's responsibilities,  duties and liabilities under this Agreement. In connection with such  appointment  and  assumption,  the  Purchaser  may  make  such  arrangements  for  the compensation  of such  successor out of payments on Mortgage Loans as the Purchaser and such successor  shall  agree.  In the  event  that the  Company's  duties,  responsibilities  and liabilities  under  this  Agreement  should be  terminated  pursuant  to the  aforementioned
Sections,  the Company shall  discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this
Agreement,  and shall take no action whatsoever that might impair or prejudice the rights or financial  condition of its successor.  The  resignation  or removal of Company  pursuant to the aforementioned  Sections shall not become effective until a successor shall be appointed pursuant to this  Section and shall in no event  relieve the Company of the  representations and warranties made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such  Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company notwithstanding  any such  resignation or termination of the Company,  or the termination of this Agreement.

      Any successor  appointed as provided herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such  appointment,  whereupon such successor shall become fully vested with all the rights, powers,  duties,  responsibilities, obligations  and  liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination  or resignation of the Company or this Agreement pursuant  to  Section  4.13,  8.04,  9.01 or 10.01  shall not  affect  any  claims  that the
Purchaser may have against the Company arising prior to any such termination or resignation.

      The  Company  shall  promptly  deliver  to the  successor  the funds in the  Custodial
Account and the Escrow Account and the Mortgage  Files and related  documents and statements held by it  hereunder  and the  Company  shall  account  for all funds.  The  Company  shall execute and deliver  such  instruments  and do such other  things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,
powers,  duties,   responsibilities,   obligations  and  liabilities  of  the  Company.  The
successor shall make  arrangements  as it may deem  appropriate to reimburse the Company for unrecovered  Servicing  Advances  which the  successor  retains  hereunder  and which  would otherwise  have  been  recovered  by the  Company  pursuant  to this  Agreement  but for the appointment of the successor servicer.

      Upon a successor's  acceptance  of  appointment  as such,  the Company shall notify by mail the Purchaser of such appointment.

      Section 11.02     Amendment.

      This  Agreement  may be amended from time to time by the Company and the  Purchaser by written agreement signed by the Company and the Purchaser.

      Section 11.03     Recordation of Agreement.

      To the extent  permitted by applicable  law, this  Agreement is subject to recordation in all  appropriate  public  offices for real property  records in all the counties or other comparable  jurisdictions  in which  any of the  properties  subject  to the  Mortgages  are situated,  and  in  any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be effected  by the Company at the  Company's  expense on  direction  of the
Purchaser  accompanied  by an  opinion  of  counsel  to the  effect  that  such  recordation materially  and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

      Section 11.04     Governing Law.

      This  Agreement  and the related  Term Sheet shall be  governed  by and  construed  in accordance with the laws of the State of New York except to the extent  preempted by Federal law. The  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

      Section 11.05     Notices.

      Any demands,  notices or other communications permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if personally  delivered at or mailed by registered  mail,  postage prepaid,  and return receipt  requested or certified mail,  return  receipt  requested,  or  transmitted  by telex,  telegraph or telecopier  and confirmed by a similar mailed writing, as follows:

      (i)   if to the Company:

            Savannah Bank NA dba Harbourside Mortgage Corporation
            23-B Shelter Cove Land
            Hilton Head, South Carolina  29928
            Attn.: Richard Gillette
            Email: Richard.Gillette@harboursideus.com

      (ii) if to the Purchaser:

            EMC Mortgage Corporation
            Mac Arthur Ridge II,
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ms. Ralene Ruyle
            Telecopier No.:  (972) 444-2810

            With a copy to:

            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention:  Mary Haggerty

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

      Section 11.06     Severability of Provisions.

      Any part,  provision,  representation  or warranty of this  Agreement  and the related
Term  Sheet  which  is  prohibited  or which  is held to be void or  unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof.  Any part,  provision,  representation  or  warranty  of this
Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage Loan shall not  invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law that prohibits or renders void or unenforceable  any provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this Agreement  shall deprive any party of the  economic  benefit  intended  to be  conferred  by this  Agreement,  the  parties  shall negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible  the  same  as the  economic  effect  of  this  Agreement  without  regard  to such invalidity.

      Section 11.07     Exhibits.

      The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

      Section 11.08     General Interpretive Principles.

      For purposes of this Agreement,  except as otherwise  expressly provided or unless the context otherwise requires:

      (i)   the terms defined in this Agreement  have the meanings  assigned to them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

      (ii)        accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

      (iii)       references herein to "Articles", "Sections",  Subsections",  "Paragraphs",
and  other  subdivisions  without  reference  to a  document  are  to  designated  Articles,
Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (iv)        a reference to a Subsection  without  further  reference to a Section is a reference  to such  Subsection  as  contained  in the same  Section  in which the  reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (v)   the words  "herein",  "hereof ",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (vi)        the term "include" or "including" shall mean without  limitation by reason of enumeration; and

      (viii)      headings of the Articles and Sections in this  Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

      Section 11.09     Reproduction of Documents.

      This Agreement and all documents relating thereto, including,  without limitation, (i)
consents,  waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents received by any party at the  closing,  and (iii)  financial  statements,  certificates  and other information previously or hereafter furnished,  may be reproduced by any photographic, photostatic,  microfilm,  micro-card,  miniature  photographic or other similar process. The parties  agree that any such  reproduction  shall be  admissible in evidence as the original itself in any  judicial  or  administrative  proceeding,  whether or not the  original is in existence and whether or not such  reproduction was made by a party in the regular course of business,  and that any enlargement,  facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.10     Confidentiality of Information.

      Each party recognizes that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial condition,  operations and prospects of the other  party.  Each party  agrees to keep all  non-public  information  regarding  the other party strictly  confidential,  and to use all such information solely in order to effectuate the purpose of the Agreement,  provided that each party may provide confidential information to its employees,  agents and  affiliates who have a need to know such  information in order to effectuate  the  transaction,  provided  further that such  information  is identified as confidential non-public information.  In addition,  confidential information may be provided to a regulatory  authority with supervisory power over Purchaser,  provided such information is identified as confidential non-public information.

      Notwithstanding  other  provisions  of this  Section  11.10 or any  other  express  or implied agreement,  arrangement, or understanding to the contrary, the Company and Purchaser
(the  "Parties")  agree that the Parties  (and their  employees,  representatives  and other agents)  may  disclose  to any and all  persons,  without  limitation  of any kind  from the commencement of discussions,  the purported or claimed U.S.  federal income tax treatment of the  purchase  of the  Mortgage  Loans  and  related  transactions  covered  by this  letter agreement  ("tax  treatment")  and any fact that may be  relevant to  understanding  the tax treatment ("tax  structure") and all materials of any kind (including  opinions or other tax analyses)  that  are  provided  to the  Parties  relating  to  such  tax  treatment  and tax structure,  except where  confidentiality is reasonably  necessary to comply with securities laws.

      The Company  agrees that the Company (i) shall  comply with any  applicable  laws and regulations regarding the privacy and security of Consumer Information  including,  but not limited to the Gramm-Leach-Bliley  Act, Title V, Subtitle A, 15 U.S.C. § 6801 et seq., (ii)
shall not use Consumer  Information in any manner inconsistent with any applicable laws and regulations  regarding  the privacy and security of Consumer  Information,  (iii) shall not disclose Consumer  Information to third parties except at the specific written direction of the  Purchaser,  (iv) shall  maintain  adequate  physical,  technical  and  administrative safeguards to protect  Consumer  Information  from  unauthorized  access as provided by the applicable  laws and  regulations,  and (v) shall  immediately  notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information that would have a material and adverse effect on the Purchaser.

The Company agrees that the Company shall indemnify, defend and hold the Purchaser harmless from and against any loss,  claim or liability  the  Purchaser  may suffer by reason of the
Company's failure to perform the obligations set forth in this Section 11.10.

      Section 11.11     Recordation of Assignments of Mortgage.

      To the extent  permitted by  applicable  law,  each of the  Assignments  is subject to recordation in all appropriate  public offices for real property records in all the counties or other  comparable  jurisdictions  in which  any or all of the  Mortgaged  Properties  are situated,  and  in  any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be  effected by and at the  Company's  expense in the event  recordation  is either necessary under applicable law or requested by the Purchaser at its sole option.

      Section 11.12     Assignment.

      The  Purchaser  shall have the right,  without  the consent of the  Company,  to assign,  in whole or in part,  its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any person to exercise any rights of the Purchaser  hereunder,  by executing an Assignment  and  Assumption
      Agreement  substantially  in the form of  Exhibit D hereto and the  assignee  or designee shall accede to the rights and  obligations  hereunder of the Purchaser with  respect  to such  Mortgage  Loans.  In no  event  shall  Purchaser  sell a partial  interest in any Mortgage  Loan without the written  consent of Company,
      which  consent  shall  not  be  unreasonably   denied.  All  references  to  the
      Purchaser  in this  Agreement  shall  be  deemed  to  include  its  assignee  or designee.  The  Company  shall  have the  right,  only with the  consent  of the
      Purchaser or otherwise in accordance  with this Agreement,  to assign,  in whole or in part,  its interest  under this  Agreement  with respect to some or all of the Mortgage Loans.

      Section 11.13     No Partnership.

      Nothing herein  contained shall be deemed or construed to create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

      Section 11.14     Signature Pages/Counterparts; Successors and Assigns.

      This  Agreement  and/or any Term Sheet  shall be  executed by each party (i) in one or more fully  executed  copies,  each of which  shall  constitute  a fully  executed  original
Agreement,  and/or (ii) in counterparts having one or more original signatures, and all such counterparts  containing the original signatures of all of the parties hereto taken together shall constitute a fully executed  original  Agreement or Term Sheet, as applicable,  and/or
(iii) by  delivery  of one or more  original  signed  signature  pages to the other  parties hereto (x) by mail or courier,  and/or (y) by  electronic  transmission,  including  without
limitation   by   telecopier,   facsimile   or  email  of  a  scanned   image   ("Electronic
Transmission"),  each of which as received  shall  constitute  for all  purposes an executed original  signature  page of such party.  The Purchaser may deliver a copy of this Agreement and/or any Term Sheet,  fully  executed as provided  herein,  to each other party  hereto by mail and/or  courier and/or  Electronic  Transmission,  and such copy as so delivered  shall constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  superseding any prior form of the Agreement or Term Sheet, as applicable,  that differs therefrom in any respect.  This  Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successor and assigns.

      Section 11.15     Entire Agreement.

      The Company acknowledges that no representations,  agreements or promises were made to the  Company by the  Purchaser  or any of its  employees  other than those  representations,
agreements  or  promises  specifically  contained  herein  and  in  the  Confirmation.   The
Confirmation  and  this  Agreement  and  the  related  Term  Sheet  sets  forth  the  entire understanding  between the parties hereto;  provided,  however,  only this Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency  between the  Confirmation  and this  Agreement,  this  Agreement and the related Term Sheet shall control.

      Section 11.16.  No Solicitation.

      From and after the Closing Date,  the Company  agrees that it will not take any action or  permit  or  cause  any  action  to be  taken  by any of its  agents  or  affiliates,  to personally,  by telephone or mail,  solicit the borrower or obligor  under any Mortgage Loan to refinance the Mortgage  Loan, in whole or in part,  without the prior written  consent of the  Purchaser.  Notwithstanding  the  foregoing,  it is  understood  and  agreed  that  (i)
promotions  undertaken  by the Company or any affiliate of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall consist primarily  of the Mortgage  Loans,  including,  without  limitation,  mass mailing  based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and
(ii)  responses to  unsolicited  requests or inquiries  made by a Mortgagor or an agent of a
Mortgagor,  shall not constitute  solicitation  under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any
Mortgagor  for any other  financial  products or  services.  The Company  shall use its best efforts to prevent the sale of the name of any  Mortgagor to any Person who is not affiliate of the Company.

      Section 11.17.  Closing.

      The closing for the purchase  and sale of the  Mortgage  Loans shall take place on the related  Closing  Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree, or conducted in person,  at such place as the parties shall agree.

      The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

      (a)   at least one (1) Business  Day prior to the related  Closing  Date,  the Company shall deliver to the  Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis  of the  information  contained  in the  related  Mortgage  Loan  Schedule attached to the related Term Sheet;

      (b)   all of the  representations  and  warranties of the Company under this Agreement shall be materially  true and correct as of the related Closing Date and no event shall have occurred  which,  with notice or the passage of time,  would  constitute a material  default under this Agreement;

      (c)   the Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have received in escrow,  all documents  required  pursuant to this  Agreement,  the related Term
Sheet, an opinion of counsel and an officer's  certificate,  all in such forms as are agreed upon and  acceptable  to the  Purchaser,  duly  executed by all  signatories  other than the
Purchaser as required pursuant to the terms hereof;

      (d)   the  Company  shall  have  delivered  and  released  to the  Purchaser  (or  its designee) on or prior to the related  Closing Date all  documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

      (e)   all other terms and  conditions  of this  Agreement,  the related Term Sheet and the Confirmation shall have been materially complied with.

      Subject to the foregoing  conditions,  the  Purchaser  shall pay to the Company on the related Closing Date the Purchase Price,  plus accrued interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately  available funds to the account  designated by the Company.

      Section 11.18.    Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)    one or more  third  party  purchasers  in one or more in whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit D hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this Agreement.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2)  to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by  the
Purchaser;  (3) to restate the representations and warranties set forth in this Agreement as of the  settlement  or  closing  date  in  connection  with  such  Reconstitution  (each,  a
"Reconstitution  Date").  In that connection,  the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such  Reconstitution:  (i) any and all information (including servicing portfolio information) and appropriate  verification of information  (including  servicing portfolio  information) which may be reasonably available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the
Purchaser or any such other participant shall request upon reasonable  demand; and (ii) such additional  representations,  warranties,  covenants,  opinions  of  counsel,  letters  from auditors,  and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the  Purchaser or any such other  participant.  In connection with each  Pass-Through  Transfer,  the Company  agrees to provide  reasonable and customary indemnification to the Purchaser and its affilates for disclosure  contained in any offering document  relating to the Company or its affilates,  the Mortgage Loans and the underwriting standards of the Mortgage  Loans.  The Purchaser shall be responsible for the costs relating to the delivery of such information.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

Section 11.19.    Monthly Reporting with Respect to a Reconstitution.

      As long as the Company  continues to service  Mortgage Loans,  the Company agrees that with  respect to any  Mortgage  Loan sold or  transferred  pursuant to a  Reconstitution  as described  in  Section  11.18 of this  Agreement  (a  "Reconstituted  Mortgage  Loan"),  the
Company,  at its expense,  shall provide the  Purchaser  with the  information  set forth in
Exhibit J attached hereto for each  Reconstituted  Mortgage Loan in Excel or such electronic delimited  file format as may be mutually  agreed upon by both  Purchaser and Company.  Such information  shall be provided  monthly for all  Reconstituted  Mortgage  Loans on the fifth
(5th) Business Day of each month for the immediately  preceding monthly period, and shall be transmitted to fast.data@bear.com.

      IN WITNESS  WHEREOF,  the Company  and the  Purchaser  have  caused  their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.

                                   EMC MORTGAGE CORPORATION
                                           Purchaser

                                    By:________________________
                                    Name:
                                    Title:

                                   SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION
                                            Company

                                    By: _______________________
                                    Name:
                                    Title:

                                         EXHIBIT A
                                 CONTENTS OF MORTGAGE FILE

      With  respect to each  Mortgage  Loan,  the  Mortgage  File shall  include each of the following items,  which shall be available for inspection by the Purchaser,  and which shall be  retained by the Company in the  Servicing  File or  delivered  to the  Purchaser  or its designee  pursuant to  Sections  2.04 and 2.05 of the  Purchase,  Warranties  and  Servicing
Agreement.

      1.    The    original    Mortgage    Note    endorsed    "Pay   to   the    order   of
____________________________________________________,  without  recourse,"  and  signed  via original  signature  in  the  name  of  the  Company  by an  authorized  officer,  with  all intervening  endorsements  showing a  complete  chain of title  from the  originator  to the
Company,  together  with  any  applicable  riders.  In no  event  may  an  endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Company  while doing  business  under another name, the  endorsement  must be by "[Company]  formerly  known as [previous  name]".
Mortgage  Notes  may  be  in  the  form  of a  lost  note  affidavit  subject  to  Purchaser acceptability.

      2. The original  Mortgage  (together with a standard  adjustable  rate mortgage rider)
with  evidence of recording  thereon,  or a copy thereof  certified by the public  recording office in which such  mortgage has been  recorded or, if the original  Mortgage has not been returned from the applicable  public recording  office, a true certified copy,  certified by the Company.

      3.  The  original  or  certified  copy,  certified  by the  Company,  of  the  Primary
Mortgage Insurance Policy, if required.

      4.    The       original       Assignment,       from       the       Company       to
_____________________________________,  or  in  accordance  with  Purchaser's  instructions, which assignment shall, but for any blanks requested by Purchaser,  be in form and substance acceptable  for  recording.  If the Mortgage  Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment  must be by "[Company]  formerly known as [previous  name]".  If the  Mortgage  Loan was acquired by the Company in a merger, the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".
None of the Assignments are blanket assignments of mortgage.

      5.    The  original  policy of title  insurance,  including  riders  and  endorsements thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

      6.    Originals of all recorded intervening Assignments,  or copies thereof, certified by the  public  recording  office in which such  Assignments  have been  recorded  showing a complete  chain of title from the  originator  to the  Company,  with  evidence of recording thereon,  or a  copy  thereof  certified  by the  public  recording  office  in  which  such
Assignment  has been recorded or, if the original  Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

      7.    Originals,  or copies thereof  certified by the public recording office in which such documents have been recorded,  of each  assumption,  extension,  modification,  written assurance or  substitution  agreements,  if applicable,  or if the original of such document has not been returned from the applicable  public  recording  office, a true certified copy, certified by the Company.

      8.    If the Mortgage  Note or Mortgage or any other  material  document or instrument relating to the Mortgage  Loan has been signed by a person on behalf of the  Mortgagor,  the original or copy of power of attorney or other  instrument  that  authorized  and  empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction where the Mortgaged Property is located,  or a copy thereof certified by the public  recording  office in which such instrument has been recorded or, if the original  instrument has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

      9.    reserved.

      10.   Mortgage Loan closing statement (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

      11.  Residential loan application.

      12.   Uniform   underwriter  and  transmittal   summary  (Fannie  Mae  Form  1008)  or
reasonable equivalent.

      13.   Credit report on the mortgagor.

      14.   Business credit report, if applicable.

      15.   Residential appraisal report and attachments thereto.

      16.   The original of any guarantee executed in connection with the Mortgage Note.

      17.   Verification  of  employment  and income  except for Mortgage  Loans  originated under a  limited  documentation  program,  all in  accordance  with  Company's  underwriting guidelines.

      18.   Verification  of acceptable  evidence of source and amount of down  payment,  in accordance with Company's underwriting guidelines.

      19.   Photograph of the Mortgaged Property (may be part of appraisal).

      20.   Survey of the Mortgaged Property, if any.

      21.   Sales contract, if applicable.

      22.   If available,  termite report,  structural  engineer's report, water portability and septic certification.

      23.   Any original  security  agreement,  chattel  mortgage or equivalent  executed in connection with the Mortgage.

      24.   Name affidavit, if applicable.

      Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                         EXHIBIT B

                             CUSTODIAL ACCOUNT LETTER AGREEMENT

                                    ______________, 2004

To:   [_______________________]
      (the "Depository")

      As "Company"  under the  Purchase,  Warranties  and Servicing  Agreement,  dated as of
[_____________________] 1, 200[_] (the "Agreement"),  we hereby authorize and request you to establish an account,  as a Custodial Account pursuant to Section 4.04 of the Agreement,  to be designated as  "[______________________________________],  in trust for the  [Purchaser],
Owner of Adjustable  Rate Mortgage  Loans".  All deposits in the account shall be subject to withdrawal  therefrom  by order  signed by the  Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                          [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

      The undersigned,  as "Depository",  hereby certifies that the above described  account has been  established  under Account  Number  [__________],  at the office of the depository indicated  above,  and agrees to honor  withdrawals on such account as provided  above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund or the Savings
Association  Insurance  Fund or will be invested in Permitted  Investments as defined in the
Agreement.

                                    [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                         EXHIBIT C

                              ESCROW ACCOUNT LETTER AGREEMENT
                                    _____________, 2004

To:   [_______________________]
      (the "Depository")

      As "Company"  under the  Purchase  Warranties  and  Servicing  Agreement,  dated as of
[____________________]1,  200[_] (the  "Agreement"),  we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement,  to be designated  as  "[__________________________],  in  trust  for  the  [Purchaser],  Owner  of
Adjustable Rate Mortgage Loans,  and various  Mortgagors." All deposits in the account shall be  subject  to  withdrawal  therefrom  by order  signed  by the  Company.  This  letter  is submitted to you in duplicate.  Please execute and return one original to us.

                              [_____________________]

                              By:____________________________
                              Name:__________________________
                              Title:_________________________

      The undersigned,  as "Depository",  hereby certifies that the above described  account has been  established  under  Account  Number  __________,  at the office of the  depository indicated  above,  and agrees to honor  withdrawals on such account as provided  above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund or the Savings
Association  Insurance  Fund or will be invested in Permitted  Investments as defined in the
Agreement.

                              [______________________]

                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                         EXHIBIT D

                  FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR
Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"),
___________________ (the "Assignee"), and _______________________ (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto  (the  "Assigned  Loan  Schedule")  now  serviced  by Company  for  Assignor  and its successors and assigns pursuant to the Purchase,  Warranties and Servicing Agreement,  dated as of _________,  200__,  between Assignor and Company (the "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                            Purchase, Assignment and Assumption

      1.    Assignor  hereby  grants,  transfers  and assigns to Assignee  all of the right, title and  interest of Assignor in the  Assigned  Loans and, as they relate to the  Assigned
Loans, all of its right, title and interest in, to and under the Purchase Agreement.

      2.    Simultaneously  with the execution  hereof,  (i) Assignee  shall pay to Assignor the "Funding  Amount" as set forth in that certain letter  agreement,  dated as of _________
____, between Assignee and Assignor (the "Confirmation") and (ii) Assignor,  at its expense, shall have caused to be delivered  to Assignee or its  designee  the Mortgage  File for each
Assigned  Loan in  Assignor's or its  custodian's  possession,  as set forth in the Purchase
Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the
Company,  in blank,  and an assignment of mortgage in recordable  form from the Company,  in blank.  Assignee  shall pay the Funding  Amount by wire  transfer of  immediately  available funds to the account  specified by  Assignor.  Assignee  shall be entitled to all  scheduled payments due on the Assigned Loans after ___________,  200__ and all unscheduled payments or
other   proceeds  or  other   recoveries  on  the  Assigned  Loans  received  on  and  after
_____________, 200__.

                         Representations, Warranties and Covenants

      3.    Assignor warrants and represents to Assignee and Company as of the date hereof:

      (a)   Attached  hereto as  Attachment  2 is a true and  accurate  copy of the Purchase
Agreement,  which  agreement  is in full  force  and  effect as of the date  hereof  and the provisions  of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

      (b)   Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans and any and all of its  interests,  rights  and  obligations  under the
Purchase  Agreement  as they relate to the Assigned  Loans,  free and clear from any and all claims  and  encumbrances;  and upon the  transfer  of the  Assigned  Loans to  Assignee  as contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations  under the  Purchase
Agreement as they relate to the Assigned Loans, free and clear of any and all liens,  claims and encumbrances;

            (c)   There  are no  offsets,  counterclaims  or  other  defenses  available  to
Company with respect to the Assigned Loans or the Purchase Agreement;

      (d)   Assignor  has no  knowledge  of, and has not  received  notice  of, any  waivers under, or any modification of, any Assigned Loan;

      (e)   Assignor is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

            (f)   Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the  transactions set forth herein.  The consummation of the  transactions  contemplated by this PAAR Agreement is in the ordinary  course of  Assignor's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions or  provisions of Assignor's  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which  Assignor or its  property  is subject.  The  execution, delivery and  performance by Assignor of this PAAR Agreement and the  consummation  by it of the transactions  contemplated  hereby, have been duly authorized by all necessary corporate action on part of Assignor.  This PAAR  Agreement  has been duly  executed and  delivered by
Assignor  and, upon the due  authorization,  execution and delivery by Assignee and Company, will constitute the valid and legally  binding  obligation of Assignor  enforceable  against
Assignor  in  accordance  with  its  terms  except  as  enforceability  may  be  limited  by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(h)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
registration  with, any  governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by  Assignor  of this  PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

(i)   Neither  Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans, or solicited  any  offer to buy or  accept a  transfer,  pledge  or  other  disposition  of the
Assigned Loans, or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned  Loans,  or any interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other  manner,  or taken any other  action  which would  constitute  a  distribution  of the
Assigned  Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the  Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                  4.    Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

      (a)   Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

      (b)   Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by
Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against
Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c)   No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any  governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by  Assignee  of this  PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

            (d)   Assignee agrees to be bound as "Purchaser" by all of the terms,  covenants and conditions of the Purchase  Agreement with respect to the Assigned  Loans,  and from and after the date hereof,  Assignee assumes for the benefit of each of Assignor and Company all of  Assignor's  obligations  as  "Purchaser"  thereunder  but  solely  with  respect to such
Assigned Loans.

            5.    Company warrants and represents to, and covenant with, Assignor and
Assignee as of the date hereof:

            (a)   Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

      (b)   Company is duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power and authority to service the  Assigned  Loans and  otherwise  to perform its  obligations  under the Purchase
Agreement;

(g)   Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this PAAR
            Agreement is in the ordinary course of Company's  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or provisions of
            Company's  charter  or  by-laws  or  any  legal  restriction,  or  any  material agreement  or  instrument  to  which  Company  is now a party  or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by Company of this PAAR Agreement and the  consummation by it of
            the  transactions   contemplated  hereby,  have  been  duly  authorized  by  all necessary  corporate  action on part of Company.  This PAAR  Agreement  has been duly  executed  and  delivered  by  Company,  and,  upon the due  authorization, execution and delivery by Assignor and Assignee,  will  constitute the valid and
            legally  binding   obligation  of  Company,   enforceable   against  Company  in
            accordance  with  its  terms  except  as   enforceability   may  be  limited  by
            bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally,  and by general principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

(h)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by  Assignee in  connection  with the  execution,  delivery  or  performance  by
            Company of this PAAR Agreement,  or the  consummation by it of the  transactions contemplated hereby; and

(i)   No event has occurred  from the Closing Date to the date hereof which would render the representations  and  warranties  as to the related  Assigned  Loans made by the
            Company in Sections 3.01 and 3.02 of the Purchase  Agreement to be untrue in any material respect.

(j)   Neither  this  AAR  Agreement  nor  any  certification,  statement,  report  or  other agreement,  document or  instrument  furnished or to be furnished by the Company pursuant to this AAR Agreement  contains or will contain any  materially  untrue statement  of fact or omits or will omit to state a fact  necessary  to make the statements contained therein not misleading.

            Recognition of Assignee

      6.    From and after the date hereof,  Company  shall  recognize  Assignee as owner of the  Assigned  Loans and will  service the Assigned  Loans in  accordance  with the Purchase
Agreement.  It is the intention of Assignor,  Company and Assignee that this PAAR  Agreement shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company  nor  Assignor  shall  amend or agree to  amend,  modify, waiver,  or otherwise  alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned
Loans without the prior written consent of Assignee.

Miscellaneous

                  7.    All  demands,  notices and  communications  related to the  Assigned
Loans,  the  Purchase  Agreement  and this PAAR  Agreement  shall be in writing and shall be deemed to have been duly given if  personally  delivered  at or mailed by  registered  mail, postage prepaid, as follows:

      (a)   In the case of Company,

            ____________________
            ____________________
            ____________________
            ____________________
            ____________________

            With a copy to ______________________________________.

(c)   In the case of Assignor,

            ____________________
            ____________________
            ____________________
            ____________________
            ____________________

      (c)   In the case of Assignee,

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Raylene Ruyle
            Telecopier No.:  (972) 444-2810

            with a copy  to:

            ___________________
            383 Madison Avenue
            New York, New York 10179
            Attention: ___________
            Telecopier No.:  (212) 272-____

      8.    Each party will pay any  commissions  it has  incurred and the fees of its attorneys in connection with the  negotiations  for,  documenting of and closing of the transactions contemplated by this PAAR Agreement.

      9.    This PAAR Agreement  shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      10.   No term or provision  of this PAAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This PAAR Agreement  shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

      12.   This PAAR  Agreement  shall survive the  conveyance of the Assigned  Loans,  the assignment  of the Purchase  Agreement  to the extent of the  Assigned  Loans by Assignor to
Assignee and the termination of the Purchase Agreement.

      13.   This  PAAR   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this
PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

16.   The Company and Assignor hereby amend the Purchase Agreement as follows:

      (a)   The following definitions are added to Section 1.01 of the Purchase Agreement:

      Securities Administrator:     ________________________

      Supplemental PMI Insurer:     ________________________

      Supplemental PMI Policy:The primary  guarantee  insurance  policy of the  Supplemental
      PMI Insurer  attached  hereto as Exhibit J, or any successor  Supplemental  PMI Policy given to the Servicer by the Assignee.

      Trustee:     ________________________

      (b)   The following definition is amended and restated:

      Insurance Proceeds:     Proceeds  of  any  Primary  Mortgage   Insurance  Policy,  the
      Supplemental  PMI Policy,  any title policy,  any hazard insurance policy or any other insurance  policy  covering  a  Mortgage  Loan or other  related  Mortgaged  Property, including any amounts  required to be deposited in the Custodial  Account  pursuant to
      Section 4.04, to the extent such proceeds are not to be applied to the  restoration of the  related  Mortgaged  Property  or released to the  Mortgagor  in  accordance  with
      Accepted Servicing Practices.

      (c)   The  following  are added as the fourth,  fifth and sixth  paragraphs of Section
      4.08:

      "In  connection  with its  activities as servicer,  the Company  agrees to prepare and present, on behalf of itself and the Purchaser,  claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard,  to take such action as shall be necessary  to permit  recovery  under any  Supplemental  PMI Policy  respecting  a defaulted
Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any
Supplemental PMI Policy shall be deposited in the Custodial  Account,  subject to withdrawal pursuant to Section 4.05.

      In  accordance  with the  Supplemental  PMI Policy,  the Company  shall provide to the
Supplemental PMI Insurer any required information regarding the Mortgage Loans.

      The Company shall  provide to the  [Securities  Administrator]  on a monthly basis via computer tape, or other mutually  acceptable format,  the unpaid principal balance,  insurer certificate  number,  lender loan number,  and premium due the  Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy.  In addition,  the Company agrees to forward to the  Purchaser  and the  [Securities  Administrator]  any  statements or other reports given by the  Supplemental  PMI Insurer to the Servicer in  connection  with a claim under the Supplemental PMI Policy."

      (d)   Clause (vi) of Section 6.1 is amended to read as follows:

      "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan seller or servicer  for more than thirty  days,  or the Company  fails to meet the  servicer eligibility requirements of the Supplemental PMI Insurer; or"]

      IN WITNESS  WHEREOF,  the parties  hereto have executed this PAAR  Agreement as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                          Assignor

                                          By:
                                          Name:
                                          Title:

                                          _________________________________
                                          Assignee

                                          By:
                                          Name:
                                          Title:

                                          _________________________________
                                          Company

                                          By:
                                          Name:
                                          Title:

                                  EXHIBIT  ___

                               FORM OF COMPANY CERTIFICATION

I,  [identify  certifying  individual],   certify  to  the  [Trustee]  [Seller]  [Securities
Administrator] [Mortgage Loan Seller] [Purchaser] and [Master Servicer] that:

      1.    I have  reviewed the servicing  reports  prepared by [COMPANY]  (the  "Company")
pursuant to the [Servicing  Agreement] (the "Servicing  Agreement"),  dated as of __________
between  __________ and the Company (as modified by the AAR Agreement (as defined below) and delivered  to  [MASTER  SERVICER]  (the  "Master  Servicer")  pursuant  to  the  Assignment,
Assumption and Recognition  Agreement (the "AAR  Agreement"),  dated as of __________  among
[ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

      2.    Based on my knowledge,  the information in these reports, taken as a whole, does not  contain  any  untrue  statement  of a material  fact or omit to state a  material  fact necessary  to make the  statements  made,  in light of the  circumstances  under  which such statements  were  made,  not  misleading  as of the last day of the  period  covered by such servicing reports.

      3.    Based on my knowledge,  the servicing information required to be provided to the
Master  Servicer  under the  Servicing  Agreement and the AAR Agreement is included in these reports.

      4.    I am responsible  for reviewing the  activities  performed the Company under the
Servicing  Agreement  and the AAR  Agreement  and based upon the review  required  under the
Servicing  Agreement and the AAR Agreement,  and except as disclosed in the Annual Statement of Compliance,  the Company has fulfilled its obligations under the Servicing  Agreement and the AAR Agreement.

      5.    I have  disclosed to the Master  Servicer's  certified  public  accountants  all significant  deficiencies  relating to the Company's  compliance with the minimum  servicing standards  in  accordance  with a review  conduced in  compliance  with the  Uniform  Single
Attestation  Program for Mortgage  Bankers or similar standard as set forth in the Servicing
Agreement and the AAR Agreement.

      Capitalized  terms used but not defined  herein have the meanings  ascribed to them in the AAR Agreement.

Date:______________

_____________________
[Signature]
[Title]

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

8

                                        ATTACHMENT 2

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         EXHIBIT E

                                   FORM OF TRIAL BALANCE

                                         EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:   Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing  Agreement (the  "Agreement")  between the
Company and the Purchaser,  the undersigned hereby certifies that he or she is an officer of the  Company  requesting  release of the  documents  for the  reason  specified  below.  The undersigned further certifies that:

(Check one of the items below)

_____ On  _________________,  the above captioned mortgage loan was paid in full or that the
Company has been  notified  that payment in full has been or will be  escrowed.  The Company hereby  certifies  that all amounts with  respect to this loan which are required  under the
Agreement have been or will be deposited in the Custodial Account as required.

_____ The  above  captioned  loan  is  being  repurchased  pursuant  to  the  terms  of  the
Agreement.  The Company hereby  certifies that the repurchase price has been credited to the
Custodial Account as required under the Agreement.

_____ The above  captioned  loan is being placed in foreclosure  and the original  documents are required to proceed with the foreclosure  action.  The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized  terms used herein and not defined shall have the meanings  assigned to them in the Agreement.

      Based on this certification and the indemnities provided for in the Agreement,  please release to the Company all original mortgage  documents in your possession  relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
      Title

Send documents to:      _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

      Purchaser hereby  acknowledges that all original documents  previously released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                             COMPANY'S UNDERWRITING GUIDELINES

                                         EXHIBIT I

                                         TERM SHEET

      This TERM SHEET (the "Term Sheet") dated _____________,  between Savannah Bank, NA dba
Harbourside  Mortgage  Corporation,  a national bank,  located at at 23-B Shelter Cove Lane,
Hilton Head, South Carolina 29928 (the "Company") and EMC Mortgage  Corporation,  a Delaware
corporation,  located at Mac Arthur  Ridge II, 909 Hidden Ridge  Drive,  Suite 200,  Irving,
Texas 75038 (the  "Purchaser")  is made pursuant to the terms and conditions of that certain
Purchase,  Warranties and Servicing  Agreement (the "Agreement")  dated as of April 1, 2005, between the Company and the Purchaser,  the provisions of which are  incorporated  herein as if set forth in full herein,  as such terms and conditions  may be modified or  supplemented hereby.  All initially  capitalized  terms used herein unless  otherwise  defined shall have the meanings ascribed thereto in the Agreement.

      The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the
Purchaser,  all of the Company's right, title and interest in and to the Mortgage Loans on a servicing retained basis described on the Mortgage Loan Schedule annexed hereto as Schedule
I, pursuant to and in accordance  with the terms and  conditions set forth in the Agreement, as same may be supplemented or modified hereby.  Hereinafter,  the Company shall service the
Mortgage  Loans for the  benefit of the  Purchaser  and all  subsequent  transferees  of the
Mortgage Loans pursuant to and in accordance  with the terms and conditions set forth in the
Agreement.

1.    Definitions

      For  purposes  of the  Mortgage  Loans to be sold  pursuant  to this Term  Sheet,  the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the  conditions  specified in the  Agreement,  the  obligation of each of the
Company  and the  Purchaser  is subject to the  fulfillment,  on or prior to the  applicable
Closing Date, of the following additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the  Agreement,  the following
documents shall be delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

      [In addition to the  representations  and warranties set forth in the Agreement,
      as  of  the  date   hereof,   the  Company   makes  the   following   additional
      representations  and  warranties  with  respect to the Mortgage  Loans:  [None].
      [Notwithstanding  anything  to the  contrary  set forth in the  Agreement,  with
      respect  to  each  Mortgage   Loan  to  be  sold  on  the  Closing   Date,   the
      representation  and warranty set forth in Section ______ of the Agreement  shall be modified to read as follows:]

            Except as modified herein,  Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS  WHEREOF,  the parties  hereto  have  caused  their names to be signed  hereto by their  respective  duly  authorized  officers  as of the date first  above written.

                        ____________________________

                        By:
                        Name:
                        Title:

                        EMC MORTGAGE CORPORATION

                        By:
                        Name:
                        Title:

                   [TPW: NYLEGAL:201540.7] 17297-00167 03/09/2004 1:03 PM
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                                             65

C:\NrPortbl\NYLEGAL\VHELLER\201540_4.DOC
                   [TPW: NYLEGAL:201540.7] 17297-00167 03/09/2004 1:03 PM
                                         SCHEDULE I

                                   MORTGAGE LOAN SCHEDULE

                                         EXHIBIT J

                           RECONSTITUTED MORTGAGE LOAN REPORTING

(a)   Servicer Mortgage Loan Number
(b)   FNMA Mortgage Loan Number (if applicable)
(c)   Lender/Seller Mortgage Loan Number (plus any other loan number)
(d)   Month end date/ date file created
(e)   Scheduled Beginning Balance
(f)   Actual Beginning Balance
(g)   Scheduled Ending Balance
(h)   Actual Ending Balance
(i)   Gross Rate (current gross rate)
(j)   Net Rate (current passthrough)
(k)   Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
(l)   Next Due Date
(m)   Delinquency Month (if available)
(n)   Default Flag, i.e. FC, REO, etc. (if applicable)
(o)   Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
(p)   Foreclosure start date
(q)   Foreclosure end date
(r)   REO Property date
(s)   With respect to Liquidated Mortgage Loans:
      (i)   claim date
      (ii)  claim amount
      (iii) proceeds
      (iv)  amount of loss or gain (as applicable)
      (v)   the date of the loss or gain.
      (vi)  the liquidation reason (paid in full or repurchased out of deal)
(t)   Fannie's Laser Reporting (For FNMA loans)
      (i)   Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.)
      (ii)  Action Date
      (iii) Remit Prin (submitted principal amount)
      (iv)  Remit Int (submitted interest amount)
      (v)   Pool/Invest indicator (indicating Schedule/Schedule or Actual/Actual pool)

                                                                                EXHIBIT I-30

                                    AMENDMENT NUMBER ONE
                                           to the

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                Dated as of January 1, 2006

                                          between

                                 EMC MORTGAGE CORPORATION,
                                        as Purchaser

                                            and

                                     SAVANNAH BANK, NA
                           dba HARBOURSIDE MORTGAGE CORPORATION,
                                         as Company

      This AMENDMENT NUMBER ONE (this  "Amendment") is made and entered into this 1st day of
January,  2006,  by and  between  EMC  Mortgage  Corporation,  a  Delaware  corporation,  as purchaser (the "Purchaser") and Savannah Bank, NA dba Harbourside Mortgage  Corporation,  as
company  (the  "Company")  in  connection  with  the  Purchase,   Warranties  and  Servicing
Agreement,   dated  as  of  April  1,  2005,   between  the  above  mentioned  parties  (the
"Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                          RECITALS

      WHEREAS,    the parties hereto have entered into the Agreement;

      WHEREAS,  the Agreement  provides that the parties thereto may enter into an amendment to the Agreement;

      WHEREAS,  the  parties  hereto  desire  to amend  the  Agreement  as set forth in this
Amendment; and

      NOW,  THEREFORE,  in  consideration  of the  premises  and for other good and valuable consideration,  the receipt and  sufficiency  of which is hereby  acknowledged,  the parties hereto agree as follows:

      1.    Capitalized  terms used herein and not defined  herein  shall have the  meanings assigned to such terms in the Agreement.

      2.    Article I of the Agreement is hereby amended  effective as of the date hereof by adding the following definitions to Section 1.01:

      Commission or SEC:  The Securities and Exchange Commission.

      Depositor:  The  depositor,  as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Master  Servicer:  With  respect  to  any  Securitization  Transaction,   the  "master
servicer," if any, identified in the related transaction documents.

      Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly  or  indirectly  to an  issuing  entity  in connection  with an issuance  of  publicly  offered or  privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Prepayment  Charge: Any prepayment  premium,  penalty or charge payable by a Mortgagor in connection with any Principal  Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

      Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided  that the  following  conditions  are  satisfied:  (i)  such  Mortgage  Loans  were originated  pursuant to an agreement  between the Company and such Person that  contemplated that  such  Person  would  underwrite  mortgage  loans  from  time to time,  for sale to the
Company, in accordance with underwriting  guidelines  designated by the Company ("Designated
Guidelines") or guidelines  that do not vary  materially  from such  Designated  Guidelines;
(ii) such  Mortgage  Loans were in fact  underwritten  as  described in clause (i) above and were  acquired  by the  Company  within 180 days  after  origination;  (iii)  either (x) the
Designated  Guidelines  were, at the time such Mortgage Loans were  originated,  used by the
Company in  origination  of mortgage  loans of the same type as the  Mortgage  Loans for the
Company's  own account or (y) the  Designated  Guidelines  were,  at the time such  Mortgage
Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in  originating  mortgage  loans to be  purchased  by the  Company;  and  (iv)  the  Company employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase  or post-purchase  quality assurance procedures (which may involve,  among other things,  review of a sample  of  mortgage  loans  purchased  during a  particular  time  period  or  through particular  channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

      Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.
§§229.1100-229.1123,  as amended from time to time,  and subject to such  clarification  and
interpretation   as  have  been  provided  by  the   Commission  in  the  adopting   release
(Asset-Backed  Securities,  Securities Act Release No. 33-8518,  70 Fed. Reg.  1,506,  1,531
(Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

      Securities Act:  The Securities Act of 1933, as amended.
      Securitization  Transaction:  Any  transaction  involving  either  (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Servicing  Criteria:  As of any date of  determination,  the "servicing  criteria" set forth in Item  1122(d)  of  Regulation  AB, or any  amendments  thereto,  a  summary  of the requirements  of which as of the date hereof is attached hereto as Exhibit M for convenience of  reference  only.  In the  event of a  conflict  or  inconsistency  between  the terms of
Exhibit  M and the text of Item  1122(d)  of  Regulation  AB,  the text of Item  1122(d)  of
Regulation AB shall control (or those  Servicing  Criteria  otherwise  mutually agreed to by the Purchaser,  the Company and any Person that will be responsible for signing any Sarbanes
Certification  with  respect  to  a  Securitization  Transaction  in  response  to  evolving interpretations of Regulation AB and incorporated into a revised Exhibit M).

      Static Pool Information:  Static pool information as described in Item  1105(a)(1)-(3)
and 1105(c) of Regulation AB.

      Subcontractor:  Any vendor,  subcontractor or other Person that is not responsible for the  overall  servicing  (as  "servicing"  is commonly  understood  by  participants  in the mortgage-backed  securities  market) of Mortgage  Loans but  performs  one or more  discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

      Third-Party  Originator:  Each  Person,  other than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

      3.    Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the  definition  of  Subservicer  in Section 1.01 and  replacing it with the following:

      Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any
Subservicer  and  is  responsible  for  the   performance   (whether   directly  or  through
Subservicers  or  Subcontractors)  of  a  substantial  portion  of  the  material  servicing
functions   required  to  be  performed  by  the  Company   under  this   Agreement  or  any
Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

      4.    Article I of the Agreement is hereby amended  effective as of the date hereof by deleting  in its  entirety  the  definition  of  Principal  Prepayment  in Section  1.01 and replacing it with the following:

      Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage Loan full or partial  which is  received  in advance of its  scheduled  Due Date,  including  any
Prepayment  Charge  and  which is not  accompanied  by an amount  of  interest  representing scheduled  interest due on any date or dates in any month or months  subsequent to the month of prepayment.

      5.    Article III of the Agreement is hereby  amended  effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

      (n)   Company has delivered to the Purchaser  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except as set  forth in the notes  thereto.  There  has been no  change  in the  servicing policies and procedures,  business, operations, financial condition, properties or assets of the  Company  since  the date of the  Company's  financial  information  that  would  have a material adverse effect on its ability to perform its obligations under this Agreement;

      6.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(p):

      (p)   As of the date of each Pass-Through  Transfer,  and except as has been otherwise disclosed  to the  Purchaser,  any  Master  Servicer  and any  Depositor:  (1) no default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the  Company;  (2) no material  noncompliance  with  applicable servicing  criteria as to any other  securitization  has been  disclosed  or reported by the
Company;  (3) the Company has not been terminated as servicer in a residential mortgage loan securitization,  either  due  to a  servicing  default  or  to  application  of a  servicing performance  test or trigger;  (4) no material changes to the Company's  servicing  policies and  procedures for similar loans has occurred in the preceding  three years;  (5) there are no aspects of the Company's  financial  condition that could have a material  adverse impact on the  performance  by the  Company of its  obligations  hereunder;  (6) there are no legal proceedings  pending, or known to be contemplated by governmental  authorities,  against the
Company that could be material to investors in the  securities  issued in such  Pass-Through
Transfer;  and (7) there are no affiliations,  relationships or transactions relating to the
Company of a type that are described under Item 1119 of Regulation AB.

      7.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(q):

      (q)   If so requested  by the  Purchaser  or any  Depositor  on any date,  the Company shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section 3.01(p) of this Section or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      8.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(r):

      (r)   Notwithstanding  anything to the contrary in the  Agreement,  the Company  shall
(or shall cause each Subservicer and Third-Party  Originator to) (i) immediately  notify the
Purchaser,  any Master Servicer and any Depositor in writing of (A) any material  litigation or governmental  proceedings pending against the Company, any Subservicer or any Third-Party
Originator,  (B) any affiliations or relationships  that develop  following the closing date of a  Pass-Through  Transfer  between  the  Company,  any  Subservicer  or  any  Third-Party
Originator  and any of the parties  specified in clause (7) of paragraph (p) of this Section
(and any other parties  identified in writing by the requesting  party) with respect to such
Pass-Through  Transfer,  (C) any Event of Default  under the terms of this  Agreement or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the Company's entry into an agreement with a Subservicer to perform  or assist in the  performance  of any of the  Company's  obligations  under this
Agreement  or any  Reconstitution  Agreement  and  (ii)  provide  to the  Purchaser  and any
Depositor a description of such proceedings, affiliations or relationships.

      All  notification  pursuant  to this  Section  3.01(r),  other than those  pursuant to
Section 3.01(r)(i)(A), should be sent to:

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      With a copy to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555

      With copies to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      9.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(s):

      (s)   As a condition to the  succession to the Company or any  Subservicer as servicer or subservicer under this Agreement or any  Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall  provide to the Purchaser,  any Master  Servicer and any  Depositor,  at least 15 calendar days prior to the effective date of such succession or  appointment,  (x) written notice to the Purchaser, any Master  Servicer and any Depositor of such  succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser,  any Master Servicer and such Depositor,  all information reasonably requested by the Purchaser,  any Master Servicer or any  Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form
8-K with respect to any class of asset-backed securities.

      10.   Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.02(ggg):

      With respect to each Mortgage Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished to credit reporting  agencies in compliance with the  provisions  of the  Fair  Credit  Reporting  Act and the  applicable  implementing regulations.

      11.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by adding the following after the first sentence of Section 4.01:

      In addition,  the Company shall  furnish  information  regarding  the borrower  credit files  related to such  Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      12.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by deleting in its  entirety the last  paragraph  of Section 4.02 and  replacing it with the following:

      The Company  shall not waive any  Prepayment  Charge  unless:  (i) the  enforceability thereof shall have been limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other similar laws relating to creditors' rights generally,  (ii) the enforcement thereof is illegal,  or any  local,  state  or  federal  agency  has  threatened  legal  action  if the prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a  foreclosure  or other  involuntary  payment  or (iv)  such  waiver is  standard  and customary  in  servicing  similar  Mortgage  Loans and relates to a default or a  reasonably foreseeable default and would, in the reasonable judgment of the Company,  maximize recovery of total proceeds  taking into account the value of such  Prepayment  Charge and the related
Mortgage Loan. If a Prepayment Charge is waived,  but does not meet the standards  described above,  then the Company is required to pay the amount of such waived  Prepayment  Charge by remitting such amount to the Purchaser by the Remittance Date.

      13.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising  the first  paragraph of Section  4.03 by adding the  following  after the first sentence:

      In  determining  the  delinquency  status of any Mortgage  Loan,  the Company will use delinquency  recognition  policies as described to and approved by the Purchaser,  and shall revise these policies as requested by the Purchaser from time to time.

      14.   Article V of the Agreement is hereby amended  effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

      Section 5.02      Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy, and shall contain the following:

      (i)   with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance  allocable  to  principal  (including  a  separate  breakdown  of  any  Principal
Prepayment,  including  the  date  of  such  prepayment,  and any  prepayment  penalties  or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii)  with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance allocable to interest;

      (iii) with  respect  to each  Mortgage  Loan,  the  amount of  servicing  compensation received by the Company during the prior distribution period;

      (iv)  the Stated  Principal  Balance of each Mortgage  Loan and the  aggregate  Stated
Principal  Balance of all Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (v)   with respect to each Mortgage Loan, the current Mortgage Interest Rate;

      (vi)  with  respect to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance
Proceeds,  Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

      (vii) with  respect  to each  Mortgage  Loan,  the amount of any  Prepayment  Interest
Shortfalls  paid by the  Company in  accordance  with  Section  4.04(viii)  during the prior distribution period;

      (viii)      the  beginning  and ending  balances of the  Custodial  Account and Escrow
Account;

      (ix)  the number of Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (x)   with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance of each
Mortgage  Loan  (a)  delinquent  as  grouped  in  the  following   intervals  through  final
liquidation  of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

      (xi)  with  respect to each  Mortgage  Loan,  the amount and  severity of any realized loss following liquidation of such Mortgage Loan;

      (xii) with  respect to each  Mortgage  Loan,  and in the  aggregate  for all  Mortgage
Loans, the amount of any Monthly Advances made by the Company during the prior  distribution period;

      (xiii)      with  respect  to each  Mortgage  Loan,  a  description  of any  Servicing
Advances made by the Company with respect to such Mortgage Loan including the amount,  terms and general  purpose of such  Servicing  Advances,  and the  aggregate  amount of  Servicing
Advances for all Mortgage Loans during the prior distribution period;

      (xiv) with  respect  to  each  Mortgage  Loan,  a  description  of any  Nonrecoverable
Advances made by the Company with respect to such Mortgage Loan including the amount,  terms
and  general  purpose  of  such  Nonrecoverable   Advances,  and  the  aggregate  amount  of
Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

      (xv)  with respect to each  Mortgage  Loan,  a  description  of any Monthly  Advances,
Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period  pursuant to Section 4.05, and the source of funds for such  reimbursement,  and the aggregate amount of any Monthly  Advances,
Servicing  Advances and Nonrecoverable  Advances  reimbursed to the Company for all Mortgage
Loans during the prior distribution period pursuant to Section 4.05;

      (xvi) with respect to any Mortgage Loan, a description of any material  modifications, extensions  or waivers to the terms,  fees,  penalties  or  payments of such  Mortgage  Loan during the prior distribution period or that have cumulatively become material over time;

      (xvii)      a description of any material breach of a  representation  or warranty set forth in  Section  3.01 or  Section  3.02  herein or of any other  breach of a  covenant  or condition contained herein and the status of any resolution of such breach;

      (xviii)     with respect to each Mortgage  Loan, the Stated  Principal  Balance of any substitute  Mortgage  Loan provided by the Company and the Stated  Principal  Balance of any
Mortgage  Loan that has been  replaced by a  substitute  Mortgage  Loan in  accordance  with
Section 3.03 herein;

      (xix) with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance  of any
Mortgage  Loan that has been  repurchased  by the Company in  accordance  with  Section 3.03 herein.

      In addition,  the Company shall provide to the Purchaser such other  information known or available to the Company that is necessary in order to provide the  distribution and pool performance  information  as required under Item 1121 of Regulation AB, as amended from time to time,  as  determined  by the  Purchaser in its sole  discretion.  The Company shall also provide  a  monthly  report,  in the form of  Exhibit E  hereto,  or such  other  form as is mutually  acceptable to the Company,  the Purchaser and any Master Servicer,  Exhibit F with respect to  defaulted  mortgage  loans and Exhibit P, with  respect to  realized  losses and gains, with each such report.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      15.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

      Section 6.04      Annual Statement as to Compliance; Annual Certification.

      (a)   The Company will deliver to the  Purchaser  and any Master  Servicer,  not later than March 1 of each calendar year  beginning in 2007, an Officers'  Certificate  acceptable to the  Purchaser  (an "Annual  Statement  of  Compliance")  stating,  as to each  signatory thereof,  that (i) a review of the activities of the Company  during the preceding  calendar year and of performance  under this Agreement or other  applicable  servicing  agreement has been  made  under  such  officers'  supervision  and  (ii) to the  best  of  such  officers'
knowledge,  based on such review,  the Company has  fulfilled all of its  obligations  under this Agreement or other applicable  servicing  agreement in all material respects throughout such year,  or, if there has been a failure to fulfill any such  obligation  in any material respect,  specifying  each such  failure  known to such officer and the nature and status of cure provisions  thereof.  Such Annual Statement of Compliance shall contain no restrictions or  limitations  on its use.  Copies of such  statement  shall be provided by the Company to the Purchaser  upon request and by the  Purchaser to any Person  identified as a prospective purchaser of the Mortgage  Loans.  In the event that the Company has delegated any servicing responsibilities  with respect to the Mortgage  Loans to a  Subservicer,  the Company  shall deliver  an  officer's  certificate  (an  "Annual  Certification")  of  the  Subservicer  as
described above as to each Subservicer as and when required with respect to the Company.

      (b)   With  respect  to any  Mortgage  Loans that are the  subject  of a  Pass-Through
Transfer,  by March 1 of each  calendar  year  beginning in 2007,  an officer of the Company shall execute and deliver an Annual Certification to the Purchaser,  any Master Servicer and
any related  Depositor for the benefit of each such entity and such entity's  affiliates and the officers,  directors and agents of any such entity and such entity's affiliates,  in the form  attached  hereto as  Exhibit  L. In the  event  that the  Company  has  delegated  any servicing responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall  deliver an Annual  Certification  of the  Subservicer  as described  above as to each
Subservicer as and when required with respect to the Company.

      (c)   If the Company  cannot  deliver the related  Annual  Statement of  Compliance or
Annual  Certification  by March 1st of such year,  the  Purchaser,  at its sole option,  may permit a cure  period for the Company to deliver  such Annual  Statement  of  Compliance  or
Annual Certification, but in no event later than March 10th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.04 shall be deemed an
Event of  Default,  automatically,  without  notice  and  without  any cure  period,  unless otherwise  agreed to by the  Purchaser  as set  forth in  6.04(c),  and  Purchaser  may,  in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the  rights and  obligations  of the  Company  under  this  Agreement  and in and to the
Mortgage Loans and the proceeds  thereof without  compensating  the Company for the same, as provided in Section  9.01.  Such  termination  shall be  considered  with cause  pursuant to
Section 10.01 of this  Agreement.  This  paragraph  shall  supercede any other  provision in this Agreement or any other agreement to the contrary.

      16.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

      Section 6.05      [Reserved]

      17.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.07:

      Section 6.07      Assessment of Compliance with Servicing Criteria.

      On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, the Company  shall deliver to the  Purchaser or its  designee,  any Master  Servicer and any
Depositor  on or before  March 1 of each  calendar  year  beginning  in 2007,  a report  (an
"Assessment of Compliance")  reasonably  satisfactory to the Purchaser,  any Master Servicer and any  Depositor  regarding the  Company's  assessment  of  compliance  with the Servicing
Criteria  during the  preceding  calendar year as required by Rules 13a-18 and 15d-18 of the
Exchange  Act  and  Item  1122 of  Regulation  AB or as  otherwise  required  by the  Master
Servicer,  which as of the date  hereof,  require a report by an  authorized  officer of the
Company that contains the following:

      (a)   A statement by such officer of its responsibility for assessing  compliance with the Servicing Criteria applicable to the Company;

      (b)   A statement by such officer  that such  officer used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

      (c)   An assessment by such officer of the Company's  compliance  with the  applicable
Servicing  Criteria for the period  consisting of the  preceding  calendar  year,  including disclosure  of any  material  instance of  noncompliance  with respect  thereto  during such period,  which  assessment  shall be based on the  activities  it performs  with  respect to asset-backed  securities  transactions  taken as a whole  involving  the  Company,  that are backed by the same asset type as the Mortgage Loans;

      (d)   A statement that a registered  public  accounting firm has issued an attestation report on the Company's  Assessment of Compliance for the period consisting of the preceding calendar year; and

      (e)   A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Company,  which  statement  shall be based on the activities it performs with respect to asset-backed  securities  transactions  taken as a whole involving the Company,  that are backed by the same asset type as the Mortgage Loans.

      Such report at a minimum shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of  Exhibit O hereto  delivered  to the  Purchaser concurrently with the execution of this Agreement.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, on or before March 1 of each calendar year  beginning in 2007,  the Company shall furnish to the  Purchaser  or its  designee,  any  Master  Servicer  and any  Depositor  a  report  (an
"Attestation  Report") by a registered  public  accounting firm that attests to, and reports on, the  Assessment  of  Compliance  made by the  Company,  as required by Rules  13a-18 and
15d-18 of the  Exchange Act and Item 1122(b) of  Regulation  AB or as otherwise  required by the Master Servicer,  which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

      The Company shall cause each  Subservicer,  and each  Subcontractor  determined by the
Company  pursuant to Section 11.20 to be  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser,  any Master Servicer and any  Depositor an  assessment of compliance  and  accountants'  attestation  as and when provided in Sections 6.07.

      If the Company  cannot  deliver the related  Assessment of  Compliance or  Attestation
Report by March 1st of such  year,  the  Purchaser,  at its sole  option,  may permit a cure period for the Company to deliver such Assessment of Compliance or Attestation  Report,  but in no event later than March 10th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.07 shall be deemed an
Event of  Default,  automatically,  without  notice  and  without  any cure  period,  unless otherwise agreed to by the Purchaser as described herein,  and Purchaser may, in addition to whatever  rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages,  including injunctive relief and specific performance,  terminate all the rights and  obligations  of the Company under this  Agreement and in and to the Mortgage  Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section
9.01.  Such  termination  shall be considered  with cause  pursuant to Section 10.01 of this
Agreement.  This  paragraph  shall  supercede any other  provision in this  Agreement or any other agreement to the contrary.

      18.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.08:

      Section 6.08      Intent of the Parties; Reasonableness.

      The  Purchaser  and the  Company  acknowledge  and agree  that a purpose  of  Sections
3.01(p),  5.02,  6.04,  6.07 and 11.18 of this Agreement is to facilitate  compliance by the
Purchaser  and any  Depositor  with the  provisions  of  Regulation AB and related rules and regulations  of the  Commission.  None of the  Purchaser,  any Master  Servicer or Depositor
shall  exercise its right to request  delivery of  information  or other  performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act,  the  Exchange  Act  and  the  rules  and  regulations  of  the  Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation
AB may change over time, whether due to interpretive  guidance provided by the Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or  otherwise,  and agrees to comply with  requests  made by the  Purchaser or any
Depositor in good faith for delivery of information  under these  provisions on the basis of evolving  interpretations  of Regulation AB. In connection with any  Pass-Through  Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser  (including any of its assignees or  designees)  and any  Depositor,  any and all  statements,  reports, certifications,  records and any other information necessary in the good faith determination of the Purchaser or any  Depositor to permit the Purchaser or such  Depositor to comply with the provisions of Regulation  AB,  together with such  disclosures  relating to the Company, any Subservicer,  any Third-Party Originator and the Mortgage Loans, or the servicing of the
Mortgage  Loans,  reasonably  believed by the  Purchaser or any Depositor to be necessary in order to effect such compliance.

      19.   Article IX of the  Agreement is hereby  amended  effective as of the date hereof by deleting the first  sentence of the last  paragraph of Section 9.01 and replacing it with the following (new text underlined):

            Then,  and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in writing to the Company (except in the case of an Event of Default  under  clauses  (iii),  (iv) or (v) above,  or as otherwise  stated
herein,  in which  case,  automatically  and  without  notice)  may, in addition to whatever rights  the  Purchaser  may have  under  Sections  3.03 and 8.01 and at law or  equity or to damages, including injunctive relief and specific performance,  terminate all the rights and obligations  of the Company (and if the Company is servicing any of the Mortgage Loans in a
Securitization  Transaction,  appoint a successor  servicer  reasonably  acceptable  to any
Master Servicer for such Securitization  Transaction) under this Agreement and in and to the
Mortgage Loans and the proceeds thereof without compensating the Company for the same.

      20.   Article IX of the  Agreement is hereby  amended  effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

      The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser, such as a master  servicer) and any Depositor,  as applicable,  for all reasonable  expenses incurred by the Purchaser (or such  designee) or such  Depositor,  as such are incurred,  in connection  with the termination of the Company as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The  provisions of this  paragraph  shall not limit  whatever  rights the Purchaser or any  Depositor  may have under other  provisions of this  Agreement  and/or any  applicable  Reconstitution  Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

      21.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by restating Section 11.18 in its entirety as follows:

      Section 11.18.    Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)   one or more  third  party  purchasers  in one or more in  whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more
Pass-Through Transfers.

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit D hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this  Agreement.  Notwithstanding  anything to the contrary in this  Section  11.18,  the Company  agrees  that it is  required to perform the  obligations described in Exhibit K hereto.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2)  to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by  the
Purchaser;  (3) to restate the representations and warranties set forth in this Agreement as of the  settlement  or  closing  date  in  connection  with  such  Reconstitution  (each,  a
"Reconstitution Date").

      In addition,  the Company shall  provide to such  servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

      (i)   any and all information and  appropriate  verification of information  which may be reasonably available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;

      (ii)  such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and  certificates of public  officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

      (iii) within 5 Business  Days after request by the  Purchaser,  the  information  with respect to the Company (as  originator)  and each  Third-Party  Originator  of the  Mortgage
Loans  as  required  under  Item  1110(a)  and  (b)  of  Regulation  AB,  a  summary  of the requirements  of  which  has  of the  date  hereof  is  attached  hereto  as  Exhibit  N for convenience  of reference  only,  as  determined  by Purchaser  in its sole  discretion.  If
requested  by  the   Purchaser,   this  will  include   information   about  the  applicable
credit-granting or underwriting criteria;

      (iv)  within 5  Business  Days after  request  by the  Purchaser,  the  Company  shall provide  (or, as  applicable,  cause each  Third-Party  Originator  to provide)  Static Pool
Information  with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably  identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage  Loans  (including as an acquirer of Mortgage Loans from a Qualified Correspondent),  and/or (ii) each Third-Party Originator.  Such Static Pool
Information  shall be prepared by the Company (or  Third-Party  Originator)  on the basis of its reasonable,  good faith  interpretation of the requirements of Item  1105(a)(1)-(3)  and
(c) of Regulation  AB. To the extent that there is  reasonably  available to the Company (or
Third-Party  Originator) Static Pool Information with respect to more than one mortgage loan type,  the  Purchaser or any Depositor  shall be entitled to specify  whether some or all of such information  shall be provided  pursuant to this paragraph.  The content of such Static
Pool  Information may be in the form  customarily  provided by the Company,  and need not be customized  for the  Purchaser  or any  Depositor.  Such  Static Pool  Information  for each vintage  origination year or prior  securitized  pool, as applicable,  shall be presented in increments no less  frequently  than  quarterly over the life of the mortgage loans included in the  vintage  origination  year or  prior  securitized  pool.  The most  recent  periodic increment  must be as of a date no later than 135 days  prior to the date of the  prospectus or other  offering  document  in which the Static  Pool  Information  is to be  included  or incorporated by reference.  The Static Pool  Information  shall be provided in an electronic format that  provides a permanent  record of the  information  provided,  such as a portable document  format (pdf) file,  or other such  electronic  format  reasonably  required by the
Purchaser or the Depositor, as applicable;

      (v)   within 5 Business Days after request by the Purchaser,  information with respect to the  Company (as  servicer)  as required  by Item  1108(b)  and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached hereto as Exhibit N for  convenience of reference  only, as determined by Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the
Mortgage  Loans to a  Subservicer,  the  Company  shall  provide  the  information  required pursuant to this clause with respect to the Subservicer;

      (vi)  within 5 Business Days after request by the Purchaser,
            (a)  information  regarding  any  legal  proceedings  pending  (or  known  to be contemplated)  against the  Company (as  originator  and as  servicer)  and each other originator  of the  Mortgage  Loans and each  Subservicer  as required by Item 1117 of
      Regulation  AB, a  summary  of the  requirements  of which  as of the date  hereof  is attached  hereto as Exhibit N for  convenience  of reference  only,  as  determined by
      Purchaser in its sole discretion,
            (b)  information  regarding   affiliations  with  respect  to  the  Company  (as
      originator  and as servicer) and each other  originator of the Mortgage Loans and each
      Subservicer  as  required  by  Item  1119(a)  of  Regulation  AB,  a  summary  of  the requirements  of which as of the date  hereof  is  attached  hereto  as  Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion, and
            (c) information  regarding  relationships  and transactions  with respect to the
      Company (as  originator  and as servicer)  and each other  originator  of the Mortgage
      Loans and each  Subservicer  as required by Item 1119(b) and (c) of  Regulation  AB, a summary  of the  requirements  of which as of the date  hereof is  attached  hereto as
      Exhibit N for  convenience  of reference  only, as determined by Purchaser in its sole discretion;

      (vii) if so requested by the Purchaser,  the Company shall provide (or, as applicable, cause each  Third-Party  Originator to provide),  at the expense of the requesting party (to the extent of any additional  incremental  expense associated with delivery pursuant to this
Agreement),   such  statements  and  agreed-upon  procedures  letters  of  certified  public accountants reasonably acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for  securitizations  closed on or after January 1, 2006 or, in the case of Static Pool  Information  with respect to the
Company's  or  Third-Party  Originator's  originations  or  purchases,  to  calendar  months commencing  January  1,  2006,  or to  any  financial  information  included  in  any  other disclosure  provided  under this Section  11.18,  as the Purchaser or such  Depositor  shall reasonably  request.  Such  statements  and  letters  shall be  addressed  to and be for the benefit of such  parties as the  Purchaser  or such  Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor  and any broker  dealer acting as underwriter,  placement agent or initial purchaser with respect to a Pass-Through  Transfer.
Any such statement or letter may take the form of a standard,  generally applicable document accompanied by a reliance letter  authorizing  reliance by the addressees  designated by the
Purchaser or such Depositor;

      (viii) For the purpose of satisfying the reporting  obligation  under the Exchange Act with  respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) provide prompt notice to the Purchaser, any  Master  Servicer  and any  Depositor  in  writing  of (A) any  material  litigation  or
governmental   proceedings  involving  the  Company,  any  Subservicer  or  any  Third-Party
Originator,  (B) any affiliations or relationships  that develop  following the closing date of a  Securitization  Transaction  between the Company,  any  Subservicer or any Third-Party
Originator  and any of the parties  specified in clause (D) of paragraph (a) of this Section
(and any other parties  identified in writing by the requesting  party) with respect to such
Securitization  Transaction,  (C) any Event of Default under the terms of this  Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially all of the  assets  of the  Company,  and (E) the  Company's  entry  into  an  agreement  with a
Subservicer  to perform or assist in the  performance  of any of the  Company's  obligations under this Agreement or any  Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

      (ix) As a condition to the  succession to the Company or any  Subservicer  as servicer or subservicer under this Agreement or any  Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall  provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,  (x) written notice to the Purchaser and any  Depositor  of such  succession  or  appointment  and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser and such  Depositor,  all  information reasonably  requested  by the  Purchaser  or any  Depositor  in  order  to  comply  with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

      (x) In addition to such  information  as the  Company,  as  servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,  not later than ten days prior to the  deadline  for the  filing of any  distribution  report on Form 10-D in  respect  of any
Securitization  Transaction  that includes any of the Mortgage Loans serviced by the Company or any Subservicer,  the Company or such  Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report (including, if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be  required  to be  included  in the  related  distribution  report  on Form  10-D  (as specified in the provisions of Regulation AB referenced below):

                  (A)   any  material  modifications,  extensions  or  waivers of pool asset terms, fees,  penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (B)   material  breaches of pool asset  representations  or  warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C)   information  regarding new asset-backed  securities issuances backed by the same pool  assets,  any pool asset  changes  (such as,  additions,  substitutions  or repurchases),  and any material  changes in origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

      (xi)  The  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any
Depositor,  evidence  of the  authorization  of the  person  signing  any  certification  or statement,  copies or other  evidence of Fidelity  Bond  Insurance  and Errors and  Omission
Insurance policy,  financial  information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

      In the event of a conflict  or  inconsistency  between  the terms of Exhibit N and the text of the applicable Item of Regulation AB as cited above,  the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

      The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties participating in a Pass-Through Transfer:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master  Servicer,  if applicable)
responsible  for the  preparation,  execution  or filing of any report  required to be filed with the  Commission  with  respect to such  Pass-Through  Transfer,  or for  execution of a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Pass-Through Transfer;  each broker dealer acting as underwriter,  placement agent or initial  purchaser,  each Person who controls any of such parties or the  Depositor
(within  the  meaning of Section 15 of the  Securities  Act and  Section 20 of the  Exchange
Act); and the  respective  present and former  directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each,  an  "Indemnified  Party"), and  shall  hold  each of them  harmless  from and  against  any  claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and expenses and related costs, judgments,  and any other  costs,  fees and  expenses  that any of them may sustain  arising out of or based upon:

      (i)(A) any untrue  statement of a material  fact  contained or alleged to be contained in any  information,  report,  certification,  data,  accountants'  letter or other material provided  under this Section  11.18 by or on behalf of the Company,  or provided  under this
Section 11.18 by or on behalf of any Subservicer,  Subcontractor  or Third-Party  Originator
(collectively,  the "Company Information"), or (B) the omission or alleged omission to state in the Company  Information a material fact required to be stated in the Company Information or  necessary in order to make the  statements  therein,  in the light of the  circumstances under which they were made, not misleading;  provided, by way of clarification,  that clause
(B) of this paragraph shall be construed solely by reference to the Company  Information and not to any  other  information  communicated  in  connection  with a  sale  or  purchase  of securities,  without  regard to whether the Company  Information  or any portion  thereof is presented together with or separately from such other information;

      (ii) any breach by the Company of its obligations under this Section 11.18,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or any
Third-Party  Originator  to deliver any  information,  report,  certification,  accountants'
letter or other  material  when and as required  under this  Section  11.18,  including  any
failure  by  the  Company  to  identify   pursuant  to  Section   11.20  any   Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

      (iii) any breach by the Company of a  representation  or warranty set forth in Section
3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not  cured by such  closing  date,  or any  breach by the  Company  of a  representation  or warranty in a writing furnished  pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or
      (iv)the  negligence bad faith or willful  misconduct of the Company in connection with its performance under this Section 11.18.

      If the  indemnification  provided for herein is  unavailable or  insufficient  to hold harmless an  Indemnified  Party,  then the Company  agrees that it shall  contribute  to the amount paid or payable by such Indemnified Party as a result of any claims,  losses, damages or liabilities  incurred by such  Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such Indemnified  Party on the one hand and the Company on the other.

      In the case of any failure of performance  described above, the Company shall promptly reimburse the Purchaser,  any Depositor, as applicable,  and each Person responsible for the preparation,  execution  or filing of any report  required  to be filed with the  Commission with  respect  to such  Securitization  Transaction,  or for  execution  of a  certification pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the Exchange Act with respect to such
Securitization  Transaction,  for all costs reasonably  incurred by each such party in order to obtain the information, report, certification,  accountants' letter or other material not delivered as required by the Company, any Subservicer,  any Subcontractor or any Third-Party
Originator.

      This  indemnification   shall  survive  the  termination  of  this  Agreement  or  the termination of any party to this Agreement.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      22.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.20:

      Section 11.20. Use of Subservicers and Subcontractors.

      (a)   The Company shall not hire or otherwise  utilize the services of any Subservicer to fulfill any of the  obligations  of the Company as servicer  under this  Agreement or any
Reconstitution  Agreement  unless the Company  complies with the provisions of paragraph (b)
of this  Section.  The  Company  shall not hire or  otherwise  utilize  the  services of any
Subcontractor,  and shall not  permit  any  Subservicer  to hire or  otherwise  utilize  the services of any Subcontractor,  to fulfill any of the obligations of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the Company complies with the provisions of paragraph (d) of this Section.

      (b)   The  Company  shall  cause  any  Subservicer  used  by  the  Company  (or by any
Subservicer)  for the  benefit  of the  Purchaser  and any  Depositor  to  comply  with  the provisions of this Section and with Sections 3.01(p),  3.01(s), 6.04, 6.07 and 11.18 of this
Agreement to the same extent as if such  Subservicer  were the  Company,  and to provide the information  required  with  respect  to such  Subservicer  under  Section  3.01(r)  of this
Agreement.  The  Company  shall be  responsible  for  obtaining  from each  Subservicer  and delivering to the Purchaser,  any Master Servicer and any Depositor any Annual  Statement of
Compliance  required  to be  delivered  by  such  Subservicer  under  Section  6.04(a),  any
Assessment  of  Compliance  and  Attestation   Report  required  to  be  delivered  by  such
Subservicer under Section 6.07 and any Annual  Certification  required under Section 6.04(b)
as and when required to be delivered.

      (c)   The Company shall  promptly upon request  provide to the  Purchaser,  any Master
Servicer and any Depositor (or any designee of the Depositor,  such as an  administrator)  a written  description  (in form and  substance  satisfactory  to the  Purchaser,  any  Master
Servicer and such Depositor) of the role and function of each Subcontractor  utilized by the
Company or any  Subservicer,  specifying (i) the identity of each such  Subcontractor,  (ii)
which (if any) of such  Subcontractors are "participating in the servicing  function" within the  meaning  of Item 1122 of  Regulation  AB, and (iii)  which  elements  of the  Servicing
Criteria  will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

      (d)   As a  condition  to  the  utilization  of  any  Subcontractor  determined  to be
"participating in the servicing  function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any Subservicer)
for the  benefit  of the  Purchaser  and any  Depositor  to comply  with the  provisions  of
Sections 6.07 and 11.18 of this Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for obtaining from each  Subcontractor  and delivering to the Purchaser and any Depositor any Assessment of Compliance  and  Attestation
Report and the other  certificates  required to be  delivered by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

      23.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.21:

      Section 11.21. Third Party Beneficiary.

      For  purposes of this  Agreement, each  Master  Servicer  shall be  considered a third party beneficiary to this Agreement,  entitled to all the rights and  benefits hereof  as if it were a direct party to this Agreement.

      24.   The Agreement is hereby  amended as of the date hereof by deleting  Exhibit E in its entirety and replacing it with the following:

                                            EXHIBIT E

                                REPORTING DATA FOR MONTHLY REPORT
      [OBJECT OMITTED]

      25.   The  Agreement is hereby  amended as of the date hereof by adding the  following new Exhibit F:

                                            EXHIBIT F

                                REPORTING DATA FOR DEFAULTED LOANS

                         Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------
   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CLIENT_NBR                Servicer Client Number
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_FIRST_NAME       First Name of the Borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_LAST_NAME        Last name of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ADDRESS              Street Name and Number of Property
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_STATE                The state where the  property
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ZIP                  Zip code where the property is
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OCCUPANT_CODE             Classification of how the property
                          is occupied.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
If applicable:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-    Approved Assumption
o     BAP-      Borrower Assistance Program
o     CO-    Charge Off
o     DIL-        Deed-in-Lieu
o     FFA-        Formal Forbearance Agreement
o     MOD-        Loan Modification
o     PRE-        Pre-Sale
o     SS-         Short Sale
o     MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

      26.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit K:

                                            EXHIBIT K

                               COMPANY'S OBLIGATIONS IN CONNECTION
                                      WITH A RECONSTITUTION

      •     The  Company  shall (i)  possess  the  ability to  service  to a  securitization documents;  (ii) service on a  "Scheduled/Scheduled"  reporting basis (advancing through the liquidation of an REO Property),  (iii) make  compensating  interest payments on payoffs and curtailments  and (iv) remit and report to a Master  Servicer in format  acceptable  to such
Master Servicer by the 10th calendar day of each month.

      •     The  Company  shall  provide  an  acceptable  annual  certification   (officer's
certificate) to the Master Servicer (as required by the  Sarbanes-Oxley Act of 2002) as well as any other annual  certifications  required under the  securitization  documents (i.e. the
annual  statement  as  to  compliance/annual   independent   certified  public  accountants'
servicing report due by March 1 of each year).

      •     The  Company  shall  allow  for the  Purchaser,  the  Master  Servicer  or their designee to perform a review of audited financials and net worth of the Company.

      •     The Company shall provide a Uniform Single Attestation  Program  certificate and
Management Assertion as requested by the Master Servicer or the Purchaser.

      •     The Company shall provide  information on each Custodial Account as requested by the Master  Servicer or the  Purchaser,  and each  Custodial  Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

      •     The  Company  shall  maintain  its  servicing  system  in  accordance  with  the requirements of the Master Servicer.

      27.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit L:

                                            EXHIBIT L

                                  FORM OF COMPANY CERTIFICATION

Re:   The [ ] agreement dated as of [     l,  200[  ]  (the  "Agreement"),  among  [IDENTIFY
PARTIES]

      I,  ____________________________,  the  _______________________  of [NAME OF  COMPANY]
(the "Company"),  certify to [the Purchaser],  [the  Depositor],  and the [Master  Servicer]
[Securities  Administrator]  [Trustee],  and their  officers,  with the knowledge and intent that they will rely upon this certification, that:

            I have  reviewed the servicer  compliance  statement of the Company  provided in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on  assessment of the Company's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing  of the  Mortgage  Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]  [Master Servicer]
      [Securities  Administrator]  [Trustee]  pursuant to the Agreement  (collectively,  the
      "Company Servicing Information");

            Based on my  knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material fact necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period of time covered by the Company Servicing Information;

            Based on my knowledge,  all of the Company Servicing  Information required to be provided by the  Company  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];

            I am  responsible  for  reviewing  the  activities  performed  by the Company as servicer  under the  Agreement,  and based on my knowledge and the  compliance  review conducted  in  preparing  the  Compliance  Statement  and except as  disclosed  in the
      Compliance Statement,  the Servicing Assessment or the Attestation Report, the Company
      has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by  the  Company  pursuant  to  this
Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described in such reports have been  disclosed to the  [Depositor]  [Master  Servicer].  Any material  instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

      28.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit M:

                                         EXHIBIT M

                                  SUMMARY OF REGULATION AB
                                     SERVICING CRITERIA

NOTE:  This  Exhibit M is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit M and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1122(d)
(v)   General servicing considerations.
(A)   Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.
(B)   If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's  performance and compliance with such servicing activities.
(C)   Any requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.
(D)   A  fidelity  bond  and  errors  and  omissions  policy  is  in  effect  on  the  party participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required  by and  otherwise  in  accordance  with  the  terms  of the  transaction agreements.
(vi)  Cash collection and administration.
(A)   Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.
(B)   Disbursements  made via wire  transfer on behalf of an obligor or to an  investor  are made only by authorized personnel.
(C)   Advances of funds or guarantees  regarding  collections,  cash flows or distributions, and any interest or other fees charged for such  advances,  are made,  reviewed and approved as specified in the transaction agreements.
(D)   The related  accounts for the  transaction,  such as cash reserve accounts or accounts established  as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to commingling of cash) as set forth in the transaction agreements.
(E)   Each custodial account is maintained at a federally insured depository  institution as set  forth  in the  transaction  agreements.  For  purposes  of this  criterion,  "federally insured  depository  institution"  with respect to a foreign  financial  institution means a foreign  financial  institution  that  meets the  requirements  of Rule  13k-1(b)(1)  of the
Securities Exchange Act.
(F)   Unissued checks are safeguarded so as to prevent unauthorized access.
(G)   Reconciliations  are  prepared  on a  monthly  basis for all  asset-backed  securities related bank  accounts,  including  custodial  accounts and related bank clearing  accounts.
These reconciliations are (A) mathematically  accurate; (B) prepared within 30 calendar days after  the bank  statement  cutoff  date,  or such  other  number of days  specified  in the transaction  agreements;  (C)  reviewed  and  approved by someone  other than the person who prepared the  reconciliation;  and (D) contain  explanations  for reconciling  items.  These reconciling items are resolved within 90 calendar days of their original identification,  or such other number of days specified in the transaction agreements.
(vii) Investor remittances and reporting.
(A)   Reports to investors,  including those to be filed with the Commission, are maintained in accordance  with the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information  calculated in accordance with the terms  specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors'  or the trustee's records as to the total unpaid  principal  balance and number of mortgage  loans serviced by the Servicer.
(B)   Amounts due to investors are allocated  and remitted in  accordance  with  timeframes, distribution priority and other terms set forth in the transaction agreements.
(C)   Disbursements  made  to an  investor  are  posted  within  two  business  days  to the
Servicer's  investor  records,  or such other number of days  specified  in the  transaction agreements.
(D)   Amounts  remitted to investors per the investor  reports agree with cancelled  checks, or other form of payment, or custodial bank statements.
(viii)      Mortgage Loan administration.
(A)   Collateral or security on mortgage loans is maintained as required by the  transaction agreements or related mortgage loan documents.
(B)   Mortgage loan and related  documents are  safeguarded  as required by the  transaction agreements.
(C)   Any  additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
(D)   Payments on  mortgage  loans,  including  any  payoffs,  made in  accordance  with the related mortgage loan documents are posted to the Servicer's  obligor records  maintained no more than two business  days after  receipt,  or such other number of days  specified in the transaction agreements,  and allocated to principal,  interest or other items (e.g., escrow)
in accordance with the related mortgage loan documents.
(E)   The Servicer's  records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
(F)   Changes  with  respect to the terms or status of an  obligor's  mortgage  loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.
(G)   Loss mitigation or recovery actions (e.g., forbearance plans,  modifications and deeds in lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are initiated, conducted and concluded in accordance with the timeframes or other requirements  established by the transaction agreements.
(H)   Records  documenting  collection  efforts are maintained  during the period a mortgage loan is  delinquent  in  accordance  with  the  transaction  agreements.  Such  records  are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity's  activities in monitoring  delinquent  mortgage loans including,  for example,  phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
(I)   Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable rates are computed based on the related mortgage loan documents.
(J)   Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's  mortgage loan documents,  on at least an annual basis, or such other period specified in the transaction agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with applicable mortgage loan documents and state laws;  and (C) such funds are returned to the obligor within 30 calendar days  of full  repayment  of the  related  mortgage  loans,  or such  other  number  of days specified in the transaction agreements.
(K)   Payments made on behalf of an obligor (such as tax or insurance  payments) are made on or before the related penalty or expiration  dates, as indicated on the appropriate bills or notices for such  payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates,  or such other number of days  specified in the transaction agreements.
(L)   Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late payment was due to the obligor's error or omission.
(M)   Disbursements  made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer,  or such other number of days specified in the transaction agreements.
(N)   Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
(O)   Any external  enhancement or other support,  identified in Item 1114(a)(1) through (3)
or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

      29.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit N:
                                         EXHIBIT N

                      SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit N and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

      -Provide static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

      -Provide  static  pool  information  regarding  delinquencies,  cumulative  losses and prepayments for prior securitized pools of the Company.

      -If the Company has less than 3 years experience  securitizing assets of the same type as the Mortgage  Loans,  provide the static pool  information by vintage  origination  years regarding  loans  originated  or purchased by the Company,  instead of by prior  securitized pool. A vintage origination year represents mortgage loans originated during the same year.

      -Such  static pool  information  shall be for the prior five years,  or for so long as the Company has been  originating or purchasing (in the case of data by vintage  origination year) or securitizing (in the case of data by prior  securitized  pools) such mortgage loans if for less than five years.

      -The static pool information for each vintage  origination  year or prior  securitized pool, as applicable,  shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

      -Provide  summary   information  for  the  original   characteristics   of  the  prior
securitized  pools or vintage  origination  years,  as applicable  and material,  including:
number of pool assets,  original  pool  balance,  weighted  average  initial  loan  balance, weighted  average  mortgage  rate,  weighted  average and minimum and maximum FICO,  product type, loan purpose,  weighted average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

      Provide the  following  information  with respect to each  servicer that will service, including  interim  service,  20% or more of the  mortgage  loans in any  loan  group in the securitization issued in the Pass-Through Transfer:

      -a description of the Company's form of organization;

      -a description of how long the Company has been servicing  residential mortgage loans;
a general discussion of the Company's  experience in servicing assets of any type as well as a more detailed discussion of the Company's  experience in, and procedures for the servicing
function  it  will  perform  under  this  Agreement  and  any   Reconstitution   Agreements;
information  regarding  the size,  composition  and  growth of the  Company's  portfolio  of mortgage loans of the type similar to the Mortgage Loans and  information on factors related to the Company that may be material to any analysis of the  servicing of the Mortgage  Loans or the related  asset-backed  securities,  as applicable,  including  whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any  act or  failure  to act  of  the  Company,  whether  any  material  noncompliance  with applicable  servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

      -a description of any material changes to the Company's  policies or procedures in the servicing  function it will perform under this Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

      -information  regarding the Company's  financial condition to the extent that there is a material  risk that the effect on one or more  aspects of  servicing  resulting  from such financial  condition  could  have a material  impact on the  performance  of the  securities issued in the  Pass-Through  Transfer,  or on servicing of mortgage  loans of the same asset type as the Mortgage Loans;

      -any special or unique  factors  involved in  servicing  loans of the same type as the
Mortgage Loans, and the Company's processes and procedures designed to address such factors;

      -statistical  information  regarding  principal  and  interest  advances  made  by the
Company on the Mortgage  Loans and the Company's  overall  servicing  portfolio for the past three years; and

      -the  Company's  process  for  handling   delinquencies,   losses,   bankruptcies  and
recoveries,  such  as  through  liquidation  of REO  Properties,  foreclosure,  sale  of the
Mortgage Loans or workouts.

Item 1110(a)

      -Identify any originator or group of affiliated  originators  that  originated,  or is expected  to  originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

      Provide  the  following  information  with  respect  to any  originator  or  group  of affiliated  originators  that  originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

      -the Company's form of organization; and

      -a description of the Company's  origination program and how long the Company has been engaged  in  originating  residential  mortgage  loans,  which  description  must  include a discussion of the Company's  experience in  originating  mortgage  loans of the same type as the Mortgage  Loans and  information  regarding  the size and  composition  of the Company's origination  portfolio  as well as  information  that may be  material to an analysis of the performance of the Mortgage  Loans,  such as the Company's  credit-granting  or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

      -describe  any legal  proceedings  pending  against  the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

      -describe  any  affiliations  of the Company,  each other  originator  of the Mortgage
Loans and each  Subservicer  with the  sponsor,  depositor,  issuing  entity,  trustee,  any originator, any other servicer, any significant obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  entered  into  outside of the  ordinary  course of business or on terms other than those  obtained in an arm's length  transaction  with an unrelated  third party,  apart from the Pass-Through  Transfer,  between the Company, each other originator of the Mortgage
Loans and each Subservicer,  or their respective affiliates,  and the sponsor,  depositor or issuing entity or their respective  affiliates,  that exists currently or has existed during the  past two  years,  that may be  material  to the  understanding  of an  investor  in the securities issued in the Pass-Through Transfer.

Item 1119(c)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  involving or relating to the  Mortgage  Loans or the  Pass-Through  Transfer,
including the material terms and approximate  dollar amount  involved,  between the Company, each other  originator  of the  Mortgage  Loans and each  Subservicer,  or their  respective affiliates  and the sponsor,  depositor or issuing  entity or their  respective  affiliates, that exists currently or has existed during the past two years.

      30.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit O:

                                         EXHIBIT O

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment of compliance to be delivered by [the Company]  [Name of  Subservicer]
shall  address,  at a minimum,  the criteria  identified as below as  "Applicable  Servicing
Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------
                      Investor Remittances and Reporting
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------
                           Pool Asset Administration
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.
----------------                                                ----------------
1122(d)(4)(x)   Regarding any funds held in trust for an
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)  set forth in the transaction agreements.
----------------                                                ----------------
                ------------------------------------------------

--------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date: _________________________

                                    By:   _________________________
                                    Name:
                                    Title:

      31.   The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                            EXHIBIT P

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            * For taxes and  insurance  advances - see page 2 of 332 form -  breakdown required showing period

              of coverage,  base tax,  interest,  penalty.  Advances  prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            * Other  expenses  -  copies of  corporate  advance  history  showing  all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L  supporting  the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            *  Copy  of the  HUD 1  from  the  REO  sale.  If a 3rd  Party  Sale,  bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            * All other  credits  need to be  clearly  defined  on the 332  form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
                                                      ________________           (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail

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    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

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---------------------------------------------------------------------------------

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---------------------------------------------------------------------------------

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---------------------------------------------------------------------------------

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---------------------------------------------------------------------------------

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      32.   Except as amended  above,  the Agreement  shall continue to be in full force and effect in accordance with its terms.

      33.   This  Amendment  may be  executed  by one or more of the  parties  hereto on any number of separate  counterparts and of said counterparts  taken together shall be deemed to constitute one and the same instrument.

                                  [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF,  the following parties have caused their names to be signed hereto by their  respective  officers  thereunto duly authorized as of the day and year first above written.
                                          EMC MORTGAGE CORPORATION,
                                                as Purchaser

                                          By:
                                          Name:
                                          Title:

                                          SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE
                                          CORPORATION,
                                                as Company

                                          By:
                                          Name:
                                          Title:

                                                                                 EXHIBIT H-5

                                  EMC MORTGAGE CORPORATION
                                                                    Purchaser,

                               HOMEBANC MORTGAGE CORPORATION

                                                       Company,

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                Dated as of January 1, 2004

                         (Fixed and Adjustable Rate Mortgage Loans)

                                         ARTICLE I

Section 1.01     Defined Terms..........................................2

                                         ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                        ARTICLE III

Section 3.01     Representations and Warranties of the Company..........21     Section
3.02     Representations and Warranties as to

                                         ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts.................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account..............................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts....................43
Section 4.07     Permitted Withdrawals From Escrow Account..............44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage
                          Insurance Policies; Collections Thereunder....45      Section
4.09     Transfer of Accounts...........................................46
Section 4.10     Maintenance of Hazard Insurance........................46
Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy...............................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                         ARTICLE V

                                         ARTICLE VI

Section 6.01     Assumption Agreements..................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public

                                        ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required......................................57

                                        ARTICLE VIII

                                         ARTICLE IX

Section 9.01     Events of Default......................................61
Section 9.02     Waiver of Defaults.....................................62

                                         ARTICLE X

Section 10.01     Termination...........................................62
                                         ARTICLE XI

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
    I                     Form of Term Sheet

      This is a Purchase,  Warranties and Servicing  Agreement,  dated as of January 1, 2004 and is executed between EMC MORTGAGE CORPORATION,  as Purchaser, with offices located at Mac
Arthur Ridge II, 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038 (the "Purchaser"),
and  HomeBanc  Mortgage  Corporation,  with its  executive  offices  located at 2002  Summit
Boulevard, Suite 100, Atlanta, GA 30319 (the "Company").

                                   W I T N E S S E T H :

      WHEREAS,  the  Purchaser  has  heretofore  agreed to purchase from the Company and the
Company has heretofore agreed to sell to the Purchaser,  from time to time, certain Mortgage
Loans on a servicing retained basis;

      WHEREAS,  each of the Mortgage Loans is secured by a mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the jurisdiction  indicated on the Mortgage Loan Schedule,  which is annexed to the related Term
Sheet; and

      WHEREAS,  the  Purchaser  and the Company wish to prescribe  the  representations  and warranties of the Company with respect to itself and the Mortgage Loans and the  management, servicing and control of the Mortgage Loans;

      NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and  valuable  consideration,  the  receipt  and  adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                         ARTICLE I

                                        DEFINITIONS

      Section 1.01  Defined Terms.

      Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

      Accepted  Servicing  Practices:  With respect to any  Mortgage  Loan,  those  mortgage
servicing  practices   (including   collection   procedures)  of  prudent  mortgage  banking
institutions  which  service  mortgage  loans of the same type as such  Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in accordance with Fannie Mae servicing  practices and procedures,  for MBS pool mortgages,  as defined in the Fannie Mae Guides including future updates.

      Adjustment  Date:  As to each  adjustable  rate Mortgage  Loan,  the date on which the
Mortgage  Interest  Rate is adjusted in  accordance  with the terms of the related  Mortgage
Note.

      Agreement:  This Purchase,  Warranties and Servicing  Agreement including all exhibits hereto, amendments hereof and supplements hereto.

      Appraised  Value:  With  respect  to any  Mortgaged  Property,  the value  thereof  as determined  by an appraisal  made for the  originator  of the  Mortgage  Loan at the time of origination  of the Mortgage  Loan by an appraiser who met the  requirements  of the Company and Fannie Mae, or as determined  by use of an AVM,  provided,  however,  that the use of an
AVM shall be  permitted  only upon the  presentation  by the Company to the  Purchaser of an approval letter acceptable to the Purchaser from each of the Rating Agencies,  which letters shall state that use of an AVM shall have no adverse  effect in any material  respect on the interests of any certificateholder of the related securitization.

      Assignment:   An  individual  assignment  of  the  Mortgage,  notice  of  transfer  or equivalent  instrument,  in recordable  form,  sufficient under the laws of the jurisdiction wherein the related Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

      BIF:  The Bank Insurance Fund, or any successor thereto.

      Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal holiday in the State of New York or Georgia,  or (iii) a day on which banks in the State of New York or Georgia are authorized or obligated by law or executive order to be closed.

      Closing Date:  With respect to any Mortgage  Loan, the date stated on the related Term
Sheet.

      Code:       The Internal Revenue Code of 1986, or any successor statute thereto.

      Company:  HomeBanc Mortgage  Corporation their successors in interest and assigns,  as permitted by this Agreement.

      Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,
President,  any Vice  President or Treasurer  of Company  stating the date by which  Company expects to receive any missing  documents sent for recording  from the applicable  recording office.

      Condemnation  Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether  permanent  or  temporary,  partial or entire,  by  exercise of the power of eminent domain or  condemnation,  to the  extent not  required  to be  released  to a  Mortgagor  in accordance with the terms of the related Mortgage Loan Documents.

      Confirmation:  The trade  confirmation  letter  between the  Purchaser and the Company which relates to the Mortgage Loans.

      Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

      Co-op Loan:  A Mortgage  Loan  secured by the pledge of stock  allocated to a dwelling unit in a residential  cooperative  housing  corporation and a collateral  assignment of the related Co-op Lease.

      Current Appraised Value:      With  respect  to  any  Mortgaged  Property,  the  value
thereof as  determined  by an appraisal  made for the Company (by an  appraiser  who met the requirements  of the Company and Fannie  Mae),  or through the use of an AVM, at the request of a  Mortgagor  for the  purpose  of  canceling  a  Primary  Mortgage  Insurance  Policy in accordance  with  federal,  state and local laws and  regulations  or otherwise  made at the request of the Company or Mortgagor.

      Current LTV:      The ratio of the Stated Principal  Balance of a Mortgage Loan to the
Current Appraised Value of the Mortgaged Property.

      Custodial  Account:  Each separate  demand account or accounts  created and maintained pursuant to Section 4.04 which shall be entitled "HBMC Custodial  Account,  in trust for the
Purchaser,  Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible
Account,  in the name of the Person  that is the  "Purchaser"  with  respect to the  related
Mortgage Loans.

      Custodian:  With respect to any Mortgage  Loan,  the entity stated on the related Term
Sheet, and its successors and assigns, as custodian for the Purchaser.

      Cut-off Date:  With respect to any Mortgage  Loan, the date stated on the related Term
Sheet.

      Determination  Date:  The 15th day (or if such  15th day is not a  Business  Day,  the
Business Day  immediately  preceding  such 15th day) of the month of the related  Remittance
Date.

      Due Date:  The day of the  month on which the  Monthly  Payment  is due on a  Mortgage
Loan, exclusive of any days of grace, which is the first day of the month.

      Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month  preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

      Eligible  Account:  An account  established  and  maintained:  (i) within FDIC insured accounts  created,  maintained  and  monitored  by the  Company so that all funds  deposited therein are fully insured,  or (ii) as a trust account with the corporate  trust  department of a depository  institution or trust company  organized under the laws of the United States of  America  or any one of the  states  thereof or the  District  of  Columbia  which is not affiliated  with the  Company  (or any  sub-servicer)  or (iii)  with an entity  which is an institution  whose  deposits are insured by the FDIC,  the  unsecured  and  uncollateralized long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and
"A" or higher by Fitch, Inc. or one of the two highest  short-term ratings by any applicable
Rating  Agency,  and  which is either  (a) a federal  savings  association  duly  organized, validly  existing and in good standing  under the federal  banking laws,  (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national  banking  association  under the federal  banking  laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed  securities, the equivalent required ratings of each Rating
Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against  the  claims  of any  creditors  of the  Company  (or any sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account without FDIC or other insurance in an
Eligible  Institution.  In the event that a  Custodial  Account is  established  pursuant to clause  (iii),  (iv)  or (v) of the  preceding  sentence,  the  Company  shall  provide  the
Purchaser  with  written  notice  on the  Business  Day  following  the  date on  which  the applicable institution fails to meet the applicable ratings requirements.

      Eligible  Institution:  An institution  having (i) the highest short-term debt rating, and one of the two  highest  long-term  debt  ratings of each  Rating  Agency;  or (ii) with respect to any Custodial Account,  an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

      Equity Take-Out  Refinanced  Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding  principal  balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

      Escrow  Account:  Each  separate  trust  account or accounts  created  and  maintained pursuant to Section  4.06 which shall be entitled  "HBMC  Escrow  Account,  in trust for the
Purchaser,  Owner of Adjustable  Rate Mortgage Loans,  and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

      Escrow Payments:  With respect to any Mortgage Loan, the amounts  constituting  ground rents, taxes,  assessments,  water rates, sewer rents, municipal charges, mortgage insurance premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee  pursuant to the Mortgage or any other document.

      Event of Default:  Any one of the  conditions or  circumstances  enumerated in Section
9.01.

      Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

      Fannie Mae Guide(s):  The Fannie Mae Selling Guide and the Fannie Mae Servicing  Guide
and all amendments or additions thereto.

      FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

      FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

      FHLMC Guide:  The FHLMC Single  Family  Seller/Servicer  Guide and all  amendments  or additions thereto.

      Fidelity  Bond: A fidelity bond to be  maintained  by the Company  pursuant to Section
4.12.

      FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

      GAAP:  Generally accepted accounting principles, consistently applied.

      HUD: The United States  Department of Housing and Urban  Development  or any successor thereto.

      Index:  With respect to any adjustable  rate Mortgage  Loan,  the index  identified on the Mortgage  Loan  Schedule and set forth in the related  Mortgage  Note for the purpose of calculating the interest rate thereon.

      Initial Rate Cap: As to each  adjustable  rate Mortgage Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

      Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Interest  Only  Mortgage  Loan:  A Mortgage  Loan for which an  interest-only  payment feature is allowed during the period prior to the first Adjustment Date.

      Lender Paid Mortgage  Insurance  Rate:  The Lender Paid Mortgage  Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

      Lender Primary Mortgage Insurance Policy:   Any Primary Mortgage Insurance Policy for
which premiums are paid by the Company.

      Lifetime Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage
Interest Rate over the term of such Mortgage Loan.

      Liquidation  Proceeds:   Cash  received  in  connection  with  the  liquidation  of  a defaulted  Mortgage  Loan,  whether  through the sale or assignment  of such Mortgage  Loan, trustee's sale, foreclosure sale or otherwise.

      Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the ratio of the original  outstanding  principal  amount of the Mortgage Loan, to (i) the Appraised Value of the  Mortgaged  Property as of the  Origination  Date with respect to a Refinanced  Mortgage
Loan,  and (ii) the  lesser  of the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date or the purchase price of the Mortgaged  Property with respect to all other
Mortgage Loans.

      Margin:  With respect to each  adjustable  rate Mortgage  Loan,  the fixed  percentage amount  set  forth in each  related  Mortgage  Note  which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

      Master Servicer: Wells Fargo Bank Minnesota,  National Association,  its successors in interest and assigns, or any successor thereto designated by the Purchaser.

      MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS® System.

      MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

      MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

      MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance
Date pursuant to Section 5.03.

      Monthly  Payment:  The  scheduled  monthly  payment of  principal  and  interest  on a
Mortgage Loan, or in the case of an Interest Only Mortgage  Loan,  payments of (i) interest, or (ii)  principal and  interest,  if  applicable,  on a Mortgage Loan which is payable by a
Mortgagor under the related Mortgage Note.

      Mortgage:  The mortgage,  deed of trust or other  instrument  securing a Mortgage Note which  creates  a first  lien on an  unsubordinated  estate in fee  simple in real  property securing the Mortgage Note.

      Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in Exhibit A hereto and any additional  documents  required to be added to the
Mortgage File pursuant to this Agreement.

      Mortgage  Impairment  Insurance  Policy:  A  mortgage  impairment  or  blanket  hazard insurance policy as required by Section 4.11.

      Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any Mortgage
Loan,  which may be adjusted  from time to time for an  adjustable  rate  Mortgage  Loan, in accordance with the provisions of the related Mortgage Note.

      Mortgage  Loan:  An individual  mortgage loan which is the subject of this  Agreement, each Mortgage Loan  originally  sold and subject to this Agreement  being  identified on the
Mortgage  Loan  Schedule  attached to the related Term Sheet,  which  Mortgage Loan includes
without  limitation  the  Mortgage  File,  the  Monthly  Payments,   Principal  Prepayments,
Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds,
and all other rights, benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

      Mortgage Loan Documents:  The documents listed in Exhibit A.

      Mortgage Loan  Remittance  Rate:  With respect to each Mortgage  Loan, the annual rate of interest  remitted to the Purchaser,  which shall be equal to the Mortgage  Interest Rate minus the Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

      Mortgage  Loan  Schedule:  The schedule of Mortgage  Loans annexed to the related Term
Sheet,  such schedule setting forth the following  information with respect to each Mortgage
Loan in the related Mortgage Loan Package:

      (1)   the Company's Mortgage Loan identifying number;

      (2)   the Mortgagor's first and last name;

      (3)   the street address of the Mortgaged  Property  including the city, state and zip code;

      (4)   a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investor property;

      (5)   the type of residential property constituting the Mortgaged Property;

(10)  the original months to maturity of the Mortgage Loan;

(11)  the remaining  months to maturity from the related Cut-off Date, based on the original amortization  schedule  and, if  different,  the  maturity  expressed in the same manner but based on the actual amortization schedule;

      (8)   the Sales Price,  if applicable,  Appraised  Value and  Loan-to-Value  Ratio, at origination;

      (9)   the  Mortgage  Interest  Rate as of  origination  and as of the related  Cut-off
Date; with respect to each adjustable rate Mortgage Loan, the initial  Adjustment  Date, the next Adjustment Date immediately  following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any,  Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

      (10)  the Origination Date of the Mortgage Loan;

      (11)  the stated maturity date;

      (12)  the amount of the Monthly Payment at origination;

      (13)  the amount of the Monthly Payment as of the related  Cut-off Date;

      (14)  the original principal amount of the Mortgage Loan;

      (15)  the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

      (16) a code  indicating  the purpose of the Mortgage  Loan (i.e.,  purchase,  rate and term refinance, equity take-out refinance);

      (17) a code indicating the documentation style (i.e. full, alternative, etc.);

      (18)  the number of times  during the twelve (12) month period  preceding  the related
Closing Date that any Monthly  Payment has been  received  after the month of its  scheduled due date;

      (19)  the date on which the first payment is or was due;

(22)  a code  indicating  whether  or not the  Mortgage  Loan is the  subject  of a  Primary
            Mortgage Insurance Policy and the name of the related insurance carrier;

      (21)  a code indicating whether or not the Mortgage Loan is currently  convertible and the conversion spread;

      (22)  the last Due Date on which a Monthly Payment was actually  applied to the unpaid principal balance of the Mortgage Loan.

      (23)  product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(26)  credit score and/or mortgage score, if applicable;

(27)  a code  indicating  whether or not the Mortgage  Loan has a prepayment  penalty and if so, the amount and term thereof;

(32)  the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

(33)  a code  indicating  whether the  Mortgage  Loan is a MERS  Mortgage  Loan and the MERS
number, if applicable; and

      (28)  a code  indicating  whether or not the Mortgage  Loan is the subject of a Lender
Primary  Mortgage  Insurance  Policy and the name of the related  insurance  carrier and the
Lender Paid Mortgage Insurance Rate;

      With respect to the  Mortgage  Loans in the  aggregate,  the  Mortgage  Loan  Schedule attached to the  related  Term Sheet shall set forth the  following  information,  as of the related Cut-off Date:

      (1)   the number of Mortgage Loans;

      (2)   the current aggregate outstanding principal balance of the Mortgage Loans;

      (3)   the weighted average Mortgage Interest Rate of the Mortgage Loans;

      (4)   the weighted average maturity of the Mortgage Loans; and

      (5)   the weighted average months to next Adjustment Date;

      Mortgage Note: The note or other evidence of the  indebtedness of a Mortgagor  secured by a Mortgage.

      Mortgaged  Property:  The underlying  real property  securing  repayment of a Mortgage
Note,  consisting  of a single  parcel of real estate or  contiguous  parcels of real estate bearing one legal  description  and tax  assessment  number and considered to be real estate under the laws of the  state in which  such  real  property  is  located  which may  include condominium units and planned unit developments,  improved by a residential dwelling; except that with respect to real property  located in  jurisdictions  in which the use of leasehold estates for residential properties is a widely-accepted  practice, a leasehold estate of the
Mortgage, the term of which is equal to or longer than the term of the Mortgage.

      Mortgagor:  The obligor on a Mortgage Note.

      Net  Liquidation  Proceeds:  As to any  Mortgage  Loan,  Liquidation  Proceeds  net of
unreimbursed  Servicing Advances,  Servicing Fees and Monthly Advances and expenses incurred by the Company in  connection  with the  liquidation  of the  Mortgage  Loan and the related
Mortgaged Property.

      Nonrecoverable  Advance:  Any  advance  previously  made by the  Company  pursuant  to
Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company,  may not be ultimately  recoverable by the Company from  Liquidation  Proceeds or otherwise.  The determination by the Company that it has made a Nonrecoverable  Advance,  shall be evidenced by an  Officer's  Certificate  of the  Company  delivered  to the  Purchaser  and the Master
Servicer and detailing the reasons for such determination.

      OCC:  Office of the Comptroller of the Currency, its successors and assigns.

      Officers'  Certificate:  A certificate  signed by the Chairman of the Board,  the Vice
Chairman of the Board, the President,  a Senior Vice President or a Vice President or by the
Treasurer or the Secretary or one of the Assistant  Treasurers or Assistant  Secretaries  of
the Company, and delivered to the Purchaser as required by this Agreement.

      Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

      Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan,  be the date of the funding of the debt being refinanced,  but rather the closing of the debt currently outstanding under the terms of the
Mortgage Loan Documents.

      OTS:  Office of Thrift Supervision, its successors and assigns.

      Periodic Rate Cap: As to each adjustable  rate Mortgage Loan, the maximum  increase or decrease in the Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related
Mortgage Note and the related Mortgage Loan Schedule.

      Permitted Investments:  Any one or more of the following obligations or securities:

            (i)   direct  obligations  of, and  obligations  fully  guaranteed by the United
            States of  America  or any agency or  instrumentality  of the  United  States of
            America the  obligations of which are backed by the full faith and credit of the
            United States of America;

      (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United
   States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

            (iii)  repurchase  obligations  with a term not to exceed  thirty  (30) days and with respect to (a) any security  described in clause (i) above and entered into with a depository  institution or trust company (acting as principal)  described in clause (ii)(a) above;

            (iv)  securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  incorporated  under the laws of the United States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by each Rating  Agency at the time of such  investment  or  contractual  commitment providing for such investment;  provided, however, that securities issued by any particular  corporation  will not be  Permitted  Investments  to the extent that investments  therein  will  cause  the  then  outstanding  principal  amount  of securities  issued by such  corporation  and held as  Permitted  Investments  to exceed  10%  of  the  aggregate  outstanding  principal  balances  of all of the
            Mortgage Loans and Permitted Investments;

            (v) commercial paper (including both  non-interest-bearing  discount obligations and  interest-bearing  obligations  payable on demand or on a specified date not more than one year after the date of  issuance  thereof)  which are rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

            (vi) any other  demand,  money market or time deposit,  obligation,  security or investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each Rating Agency; and

            (vii) any money market funds the  collateral  of which  consists of  obligations
            fully   guaranteed   by  the   United   States  of  America  or  any  agency  or
            instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United  States of America  (which may include repurchase  obligations  secured by collateral  described in clause (i))
            and other  securities  and which money  market funds are rated in one of the two highest rating categories by each Rating Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

      Person:  Any  individual,   corporation,   partnership,  joint  venture,  association,
joint-stock  company,  limited  liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

      Prepayment  Interest  Shortfall:  With  respect  to  any  Remittance  Date,  for  each
Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment
Period,  an amount equal to the excess of one month's  interest at the  applicable  Mortgage
Loan Remittance Rate on the amount of such Principal  Prepayment over the amount of interest
(adjusted to the Mortgage Loan Remittance Rate) actually paid by the related  Mortgagor with respect to such Prepayment Period.

      Prepayment Period:      With  respect  to any  Remittance  Date,  the  calendar  month preceding the month in which such Remittance Date occurs.

      Primary  Mortgage  Insurance  Policy:   Each  primary  policy  of  mortgage  insurance
represented  to be in  effect  pursuant  to  Section  3.02(hh),  or any  replacement  policy therefor obtained by the Company pursuant to Section 4.08.

      Prime Rate:  The prime rate  announced  to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

      Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage Loan full or partial  which is  received  in advance of its  scheduled  Due Date,  including  any prepayment  penalty or premium thereon and which is not accompanied by an amount of interest representing  scheduled  interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Purchase Price:  As defined in Section 2.02.

      Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

      Qualified  Appraiser:  An  appraiser,  duly  appointed  by  the  Company,  who  had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation  is not  affected by the  approval or  disapproval  of the
Mortgage  Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements  of Title XI of  FIRREA  and the  regulations  promulgated  thereunder  and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

      Qualified  Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly authorized and licensed in such states to transact the applicable  insurance  business and to write the insurance  provided, approved as an insurer by Fannie Mae or FHLMC.

      Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the  ownership  of the  Mortgage  Loans is  evidenced  by  mortgage-backed  securities,  the nationally  recognized  rating agencies issuing ratings with respect to such securities,  if any.

      Refinanced  Mortgage  Loan:  A Mortgage  Loan which was made to a Mortgagor  who owned the Mortgaged  Property  prior to the  origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

      REMIC:  A "real  estate  mortgage  investment  conduit,"  as such term is  defined  in
Section 860D of the Code.

      REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance  Date:  The 18th day of any  month,  beginning  with the  First  Remittance
Date,  or if such  18th day is not a  Business  Day,  the  first  Business  Day  immediately preceding such 18th day.

      REO Disposition:  The final sale by the Company of any REO Property.

      REO  Disposition  Proceeds:  Amounts  received  by the  Company in  connection  with a related REO Disposition.

      REO  Property:  A  Mortgaged  Property  acquired  by  the  Company  on  behalf  of the
Purchaser as described in Section 4.13.

      Repurchase  Price:  With  respect  to any  Mortgage  Loan,  a price  equal  to (i) the product  of the  greater  of 100% or the  percentage  of par as stated  in the  Confirmation multiplied by the Stated  Principal  Balance of such Mortgage Loan on the  repurchase  date, plus (ii) interest on such  outstanding  principal  balance at the Mortgage Loan  Remittance
Rate  from the last  date  through  which  interest  has been  paid and  distributed  to the
Purchaser to the end of the month of repurchase,  plus, (iii) third party expenses  incurred in  connection  with the  transfer of the  Mortgage  Loan being  repurchased;  less  amounts received or advanced in respect of such  repurchased  Mortgage  Loan which are being held in the Custodial Account for distribution in the month of repurchase.

      SAIF:  The Savings Association Insurance Fund, or any successor thereto.

      Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket" costs and  expenses  (including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing obligations,  including, but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property, (b) any
enforcement,   administrative  or  judicial  proceedings,   or  any  legal  work  or  advice
specifically  related to  servicing  the  Mortgage  Loans,  including  but not  limited  to,
foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions incidental to the servicing of the  Mortgage  Loans  (provided  that such  expenses  are  reasonable  and that the  Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's  request, provides  documentation  supporting such expense (which documentation would be acceptable to
Fannie Mae),  and provided  further that any such  enforcement,  administrative  or judicial proceeding  does not arise out of a breach of any  representation,  warranty  or covenant of the Company hereunder),  (c) the management and liquidation of the Mortgaged Property if the
Mortgaged Property is acquired in full or partial  satisfaction of the Mortgage,  (d) taxes, assessments,  water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage Insurance Policy premiums and fire and hazard insurance  coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation  of the Mortgaged  Property in accordance  with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

      Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the
Purchaser  shall pay to the Company,  which shall,  for a period of one full month, be equal to  one-twelfth  of the  product  of (a) the  Servicing  Fee  Rate  and (b) the  outstanding principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same  principal  amount and period  respecting  which any related  interest payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the interest portion of such Monthly  Payment  collected by the Company,  or as otherwise  provided under
Section 4.05 and in accordance with the Fannie Mae Guide(s).

      Servicing Fee Rate:  As set forth in the Term Sheet.

      Servicing  File:  With  respect  to each  Mortgage  Loan,  the  file  retained  by the
Company,  which may be in  electronic  media so long as original  documents are not required for purposes of realization of Liquidation Proceeds, REO Disposition Proceeds,  Condemnation
Proceeds or Insurance  Proceeds,  consisting of all documents in the Mortgage File which are not  delivered to the Purchaser  and the Mortgage  Loan  Documents  listed in Exhibit A, the originals of such  Mortgage  Loan  Documents  which are  delivered  to the  Purchaser or its designee pursuant to Section 2.04.

      Servicing  Officer:  Any officer of the Company  involved in, or responsible  for, the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears  on a list  of servicing officers furnished by the Company to the Purchaser upon request,  as such list may from time to time be amended.

      Stated Principal  Balance:  As to each Mortgage Loan as of any date of  determination,
(i) the  principal  balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to  the  Purchaser  with  respect  to  the  Mortgage  Loan representing payments or recoveries of principal or advances in lieu thereof.

      Subservicer:  Any subservicer  which is subservicing  the Mortgage Loans pursuant to a
Subservicing  Agreement.  Any subservicer shall meet the qualifications set forth in Section
4.01.

      Subservicing  Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

      Term Sheet:  A supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed  and  delivered  by the Company and the  Purchaser to provide for the sale and  servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on
Schedule I attached  thereto,  which  supplemental  agreement shall contain certain specific information  relating  to such  sale of  such  Mortgage  Loans  and may  contain  additional covenants relating to such sale of such Mortgage Loans.

                                         ARTICLE II

                  PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                       RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                          BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                            DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01      Agreement to Purchase.

      The Company  agrees to sell and the  Purchaser  agrees to purchase the Mortgage  Loans having an aggregate  Stated  Principal  Balance on the related Cut-off Date set forth in the related  Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the  Purchaser  and the Company as  evidenced  by the actual  aggregate  Stated
Principal  Balance of the Mortgage  Loans  accepted by the Purchaser on the related  Closing
Date,  with  servicing  retained  by the  Company.  The  Company  shall  deliver the related
Mortgage  Loan  Schedule  attached to the related  Term Sheet for the  Mortgage  Loans to be purchased on the related  Closing Date to the Purchaser at least two (2) Business Days prior to the related  Closing Date. The Mortgage  Loans shall be sold pursuant to this  Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

      Section 2.02      Purchase Price.

      The Purchase  Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation  (subject to  adjustment  as provided  therein),  multiplied by the Stated
Principal  Balance,  as of the related  Cut-off  Date,  of the  Mortgage  Loan listed on the related  Mortgage Loan Schedule  attached to the related Term Sheet,  after  application  of scheduled  payments of  principal  due on or before the related  Cut-off Date whether or not collected.

      In addition to the Purchase Price as described  above,  the Purchaser shall pay to the
Company, at closing,  accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related  Cut-off Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

      The  Purchase  Price plus  accrued  interest as set forth in the  preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

       Purchaser  shall be entitled  to (1) all  scheduled  principal  due after the related
Cut-off  Date,  (2) all other  recoveries  of  principal  collected  on or after the related
Cut-off Date (provided,  however,  that all scheduled payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off Date shall belong to the Company),  and (3) all payments of interest on the
Mortgage  Loans net of  applicable  Servicing  Fees (minus that  portion of any such payment which is  allocable  to the period  prior to the  related  Cut-off  Date).  The  outstanding principal  balance of each Mortgage Loan as of the related Cut-off Date is determined  after application  of payments of principal  due on or before the related  Cut-off Date whether or not collected,  together with any unscheduled  principal  prepayments collected prior to the related Cut-off Date; provided,  however,  that payments of scheduled principal and interest prepaid  for a Due Date  beyond  the  related  Cut-off  Date  shall  not be  applied  to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall be the property of the  Purchaser.  The Company  shall  deposit any such  prepaid  amounts into the
Custodial  Account,  which  account is  established  for the  benefit of the  Purchaser  for subsequent remittance by the Company to the Purchaser.

      Section 2.03      Servicing of Mortgage Loans.

      Simultaneously  with the execution  and delivery of each Term Sheet,  the Company does hereby agree to directly  service the Mortgage  Loans  listed on the related  Mortgage  Loan
Schedule  attached to the related Term Sheet subject to the terms of this  Agreement and the related  Term Sheet.  The rights of the  Purchaser to receive  payments  with respect to the related Mortgage Loans shall be as set forth in this Agreement.

      Section 2.04      Record Title and Possession of Mortgage
Files; Maintenance of Servicing Files.

      As of the related Closing Date, the Company sold, transferred,  assigned, set over and conveyed to the Purchaser,  without recourse,  and the Company hereby  acknowledges that the
Purchaser  has, but subject to the terms of this  Agreement and the related Term Sheet,  all the right,  title and  interest of the Company in and to the  Mortgage  Loans.  Company will deliver the  Mortgage  Files to the  Custodian  designated  by  Purchaser,  on or before the related  Closing  Date,  at the  expense  of the  Company.  The  Company  shall  maintain  a
Servicing File,  which shall contain all documents  necessary to service the Mortgage Loans.
The possession of each  Servicing  File by the Company is at the will of the Purchaser,  for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the  Company  is in a  custodial  capacity  only.  From the  related  Closing  Date,  the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage,  the contents of the related  Mortgage  File and all  rights,  benefits,  proceeds  and  obligations  arising therefrom or in connection therewith,  has been vested in the Purchaser.  All rights arising out of the  Mortgage  Loans  including,  but not  limited  to, all funds  received  on or in connection  with the  Mortgage  Loans and all  records  or  documents  with  respect  to the
Mortgage  Loans  prepared  by or which  come into the  possession  of the  Company  shall be received  and held by the Company in trust for the benefit of the  Purchaser as the owner of the Mortgage  Loans.  Any portion of the  Mortgage  Files  retained by the Company  shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the  Mortgage  Loans by the  Purchaser.  The  Company  shall  release  its custody of the contents  of the  Mortgage  Files  only  in  accordance  with  written  instructions  of the
Purchaser,  except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection  with a repurchase of any Mortgage Loan or Loans with respect  thereto  pursuant to this  Agreement  and the  related  Term  Sheet,  such  written instructions shall not be required.

      Section 2.05       Books and Records.

      The sale of each Mortgage Loan has been  reflected on the Company's  balance sheet and other  financial  statements  as a sale of  assets  by the  Company.  The  Company  shall be responsible for  maintaining,  and shall  maintain,  a complete set of books and records for the Mortgage Loans that shall be appropriately  identified in the Company's  computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the
Company shall maintain in its possession,  available for inspection by the Purchaser, or its designee and shall deliver to the  Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and  regulations,  and  requirements of Fannie Mae or
FHLMC, as applicable,  including but not limited to  documentation  as to the method used in determining  the  applicability  of the provisions of the Flood  Disaster  Protection Act of
1973, as amended, to the Mortgaged Property,  documentation evidencing insurance coverage of any condominium  project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section  4.13.  To the extent that  original  documents  are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds,  documents maintained by the Company may be in the form of microfilm or microfiche.

      The  Company  shall  maintain  with  respect  to each  Mortgage  Loan and  shall  make available for inspection by any Purchaser or its designee the related  Servicing File during the time the Purchaser  retains  ownership of a Mortgage  Loan and  thereafter in accordance with applicable laws and regulations.

      In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or examiners  that  regulate  Purchaser,  including  but not limited to, the OTS,  the FDIC and other similar  entities,  access,  during normal  business hours,  upon  reasonable  advance notice to Company and without charge to Company or such supervisory agents or examiners,  to any  documentation  regarding  the  Mortgage  Loans that may be required  by any  applicable regulator.

      Section 2.06.     Transfer of Mortgage Loans.

      The Company shall keep at its servicing office books and records in which,  subject to such  reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers  of
Mortgage  Loans.  No  transfer of a Mortgage  Loan may be made  unless  such  transfer is in compliance with the terms hereof.  For the purposes of this Agreement,  the Company shall be under no obligation  to deal with any person with respect to this  Agreement or any Mortgage
Loan  unless a notice  of the  transfer  of such  Mortgage  Loan has been  delivered  to the
Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan.  The Purchaser  may,  subject to the terms of this  Agreement,  sell and transfer one or more of the Mortgage  Loans,  provided,  however, that the transferee will not be deemed to be a Purchaser  hereunder binding upon the Company unless such  transferee  shall  agree in writing to be bound by the terms of this  Agreement and an original  counterpart  of the  instrument of transfer in an Assignment and Assumption of this Agreement  substantially  in the form of Exhibit D hereto executed by the transferee shall have been  delivered to the Company.  The  Purchaser  also shall advise the Company of the transfer.  Upon receipt of notice of the transfer,  the Company shall mark its books and records to reflect the ownership of the Mortgage  Loans of such  assignee,  and the previous
Purchaser  shall be released  from its  obligations  hereunder  with respect to the Mortgage
Loans sold or transferred.

      Section 2.07      Delivery of Mortgage Loan Documents.

            The Company  shall  deliver and release to the  Purchaser  or its  designee  the
Mortgage Loan Documents in accordance  with the terms of this Agreement and the related Term
Sheet.  The  documents  enumerated  as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and
(16) in Exhibit A hereto shall be delivered by the Company to the  Purchaser or its designee no later than three (3)  Business  Days prior to the  related  Closing  Date  pursuant  to a bailee letter  agreement.  All other documents in Exhibit A hereto,  together with all other documents  executed  in  connection  with the  Mortgage  Loan that  Company  may have in its possession,  shall be  retained by the  Company in trust for the  Purchaser.  If the Company cannot  deliver the original  recorded  Mortgage  Loan  Documents or the original  policy of title insurance,  including riders and  endorsements  thereto,  on the related Closing Date, the Company shall,  promptly upon receipt thereof and in any case not later than one hundred twenty (120) days from the related Closing Date, deliver such original documents,  including original  recorded  documents,  to the  Purchaser  or its  designee  (unless  the Company is delayed in making  such  delivery by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office).  If delivery is not completed  within one hundred  twenty (120) days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate  recording  office,
Company shall deliver such document to Purchaser,  or its designee,  within such time period as specified in a Company's  Officer's  Certificate.  In the event that  documents  have not been received by the date  specified in the Company's  Officer's  Certificate,  a subsequent
Company's  Officer's  Certificate  shall be  delivered  by such date  specified in the prior
Company's Officer's  Certificate,  stating a revised date for receipt of documentation.  The procedure  shall be repeated  until the  documents  have been  received  and  delivered.  If delivery  is not  completed  within one  hundred  eighty  (180) days solely due to delays in making such delivery by reason of the fact that such documents  shall not have been returned by the appropriate  recording office,  the Company shall continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided  that if such  documents are not delivered  by the 270th day from the date of the related  Closing  Date,  the Company  shall repurchase the related  Mortgage Loans at the  Repurchase  Price in accordance  with Section
3.03 hereof.

      For each  Mortgage Loan that is not a MERS  Mortgage  Loan,  the Company shall pay all initial  recording  fees,  if any,  for the  assignments  of mortgage  and any other fees in connection  with the transfer of all original  documents to the  Purchaser or its  designee.
Company shall prepare,  in recordable form, all assignments of mortgage  necessary to assign the  Mortgage  Loans  to  Purchaser,  or its  designee.  Company  shall be  responsible  for recording the assignments of mortgage.

      In addition,  in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will  cause,  at its own  expense,  the MERS®  System to  indicate  that such
Mortgage  Loans have been assigned by the Company to the  Purchaser in accordance  with this
Agreement by including (or deleting,  in the case of Mortgage Loans which are repurchased in accordance  with this  Agreement) in such  computer  files the  information  required by the
MERS® System to identify the Purchaser of such Mortgage  Loans.  The Company  further agrees that it will not alter the  information  referenced  in this  paragraph  with respect to any
Mortgage  Loan  during the term of this  Agreement  unless and until such  Mortgage  Loan is repurchased in accordance with the terms of this Agreement.

      Company shall provide an original or duplicate  original of the title insurance policy to  Purchaser  or its designee no later than ninety (90) days of the receipt of the recorded documents from the applicable recording office.

      Any review by the  Purchaser,  or its designee,  of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

      If the  Purchaser  or its  designee  discovers  any defect with  respect to a Mortgage
File, the Purchaser  shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

      The Company  shall  forward to the  Purchaser,  or its  designee,  original  documents evidencing  an  assumption,  modification,  consolidation  or extension of any Mortgage Loan entered into in  accordance  with  Section 4.01 or 6.01 within one week of their  execution;
provided,  however,  that the Company shall provide the Purchaser,  or its designee,  with a certified true copy of any such document  submitted for  recordation  within one week of its execution,  and shall provide the original of any document  submitted for  recordation  or a copy of such document  certified to be a true and complete copy of the original within sixty
(60) days of its submission for recordation.

      From  time to time the  Company  may have a need for  Mortgage  Loan  Documents  to be released from  Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee, upon the written  request of the  Company,  within ten (10)  Business  Days,  deliver to the
Company,  any  requested  documentation  previously  delivered  to  Purchaser as part of the
Mortgage File,  provided that such  documentation is promptly returned to Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during the time that any such  documentation  is held by the Company,  such possession is in trust for the benefit of Purchaser.  Company shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages, penalties,  fines, forfeitures,  costs and expenses  (including  court costs and  reasonable  attorney's  fees)  resulting  from or related to the loss,  damage,  or  misplacement  of any  documentation  delivered to Company pursuant to this paragraph.

      Section 2.08      Quality Control Procedures.

      The Company must have an internal quality control program that verifies,  on a regular basis,  the  existence  and  accuracy of the legal  documents,  credit  documents,  property appraisals,  and  underwriting  decisions.  The program  must be capable of  evaluating  and monitoring  the  overall  quality  of its loan  production  and  servicing  activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance  with prudent  mortgage  banking  practices and accounting  principles;  guard against  dishonest, fraudulent,  or  negligent  acts;  and guard  against  errors  and  omissions  by  officers, employees, or other authorized persons.

      Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment.  Such remittance shall be made by the Company to
Purchaser no later than the third Business Day following receipt of such Principal
Prepayment by the Company.

           In the event either of the first three (3) scheduled  Monthly  Payments which are due under any Mortgage Loan after the related  Cut-off Date are not made during the month in which  such  Monthly  Payments  are due,  then not later than five (5)  Business  Days after notice to the Company by Purchaser  (and at  Purchaser's  sole option),  the Company,  shall repurchase  such  Mortgage  Loan from the Purchaser  pursuant to the  repurchase  provisions contained in this Subsection 3.03.

      Section 2.10      Modification  of  Obligations.  Purchaser  may,  without  any notice to  Company,  extend,  compromise,  renew,  release,  change,  modify,  adjust or alter,  by operation of law or otherwise,  any of the  obligations  of the  Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise  affecting the obligations of
Company under this  Agreement,  or with respect to such Mortgage Loan,  except to the extent
Purchaser's extension, compromise, release, change, modification,  adjustment, or alteration affects  Company's  ability to collect the  Mortgage  Loan or realize on the security of the
Mortgage,  but then only to the extent such action has such effect or reduces the  Servicing
Fee.

                                        ARTICLE III

                             REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

      Section 3.01      Representations and Warranties of the Company.

      The Company  represents,  warrants and  covenants  to the  Purchaser  that,  as of the related Closing Date or as of such date specifically provided herein:

      (a)   The Company is a  corporation,  duly  organized,  validly  existing  and in good standing  under the laws of the State of Delaware  and has all  licenses  necessary to carry out its business as now being conducted,  and is licensed and qualified to transact business in and is in good standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under applicable law from such licensing or qualification or is otherwise not required under  applicable  law to effect such  licensing or  qualification and no demand for such  licensing  or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance  with the laws of any such state to the  extent  necessary  to  ensure  the  enforceability  of each  Mortgage  Loan  and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

      (b) The Company  has the full power and  authority  and legal right to hold,  transfer and convey each  Mortgage  Loan,  to sell each  Mortgage  Loan and to  execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated by this Agreement and the related  Term Sheet and to conduct its  business as  presently  conducted,  has duly authorized  the execution,  delivery and  performance of this Agreement and the related Term
Sheet  and any  agreements  contemplated  hereby,  has  duly  executed  and  delivered  this
Agreement  and the related Term Sheet,  and any  agreements  contemplated  hereby,  and this
Agreement  and  the  related  Term  Sheet  and  each  Assignment  to the  Purchaser  and any agreements  contemplated  hereby,  constitutes a legal,  valid and binding obligation of the
Company,  enforceable  against it in accordance with its terms, and all requisite  corporate action has been taken by the Company to make this  Agreement  and the related Term Sheet and all  agreements  contemplated  hereby valid and binding upon the Company in accordance  with their terms;

      (c) Neither the execution  and delivery of this  Agreement and the related Term Sheet, nor the  origination  or  purchase of the  Mortgage  Loans by the  Company,  the sale of the
Mortgage Loans to the Purchaser,  the consummation of the transactions  contemplated hereby, or the  fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will  conflict  with any of the terms,  conditions  or  provisions of the
Company's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement or instrument  to which the  Company is now a party or by which it is bound,  or  constitute  a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its  properties  are  subject,  or impair  the  ability of the  Purchaser  to realize on the
Mortgage Loans.

      (d) There is no  litigation,  suit,  proceeding  or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree outstanding,  with respect to the Company which,  either in any one instance or in the aggregate,  is reasonably likely to have a  material  adverse  effect  on the  sale of the  Mortgage  Loans,  the  execution, delivery,  performance or  enforceability  of this Agreement and the related Term Sheet,  or which is reasonably  likely to have a material adverse effect on the financial  condition of the Company.

      (e) No consent,  approval,  authorization or order of any court or governmental agency or body is  required  for the  execution,  delivery  and  performance  by the  Company of or compliance by the Company with this Agreement or the related Term Sheet,  or the sale of the
Mortgage  Loans and delivery of the Mortgage Files to the Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement  or the related  Term Sheet,  except for consents, approvals, authorizations and orders which have been obtained;

      (f)  The  consummation  of the  transactions  contemplated  by this  Agreement  or the related  Term Sheet is in the ordinary  course of business of the Company and  Company,  and the  transfer,  assignment  and  conveyance  of the Mortgage  Notes and the Mortgages by the
Company  pursuant  to this  Agreement  or the  related  Term  Sheet are not  subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (g) The  origination  and  servicing  practices  used  by the  Company  and any  prior originator  or servicer  with respect to each Mortgage Note and Mortgage have been legal and in accordance with  applicable laws and regulations and the Mortgage Loan Documents,  and in all  material  respects  proper  and  prudent  in the  mortgage  origination  and  servicing business.  Each  Mortgage  Loan has been  serviced in all material  respects  with  Accepted
Servicing  Practices.  With respect to escrow  deposits and  payments  that the Company,  on behalf of an investor,  is entitled to collect,  all such payments are in the possession of, or under the  control  of,  the  Company,  and there  exist no  deficiencies  in  connection therewith for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage  Note and Mortgage.  As to any Mortgage Loan that is the subject of an  escrow,  escrow of funds is not  prohibited  by  applicable  law and has been established  in an amount  sufficient to pay for every escrowed item that remains unpaid and has been  assessed but is not yet due and payable.  No escrow  deposits or other  charges or payments  due  under the  Mortgage  Note have been  capitalized  under any  Mortgage  or the related Mortgage Note;

      (h)   The Company has no knowledge of any  circumstances  or condition with respect to the Mortgage,  the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could  reasonably  be  expected  to  cause  investors  to  regard  the  Mortgage  Loan as an unacceptable  investment,  cause such Mortgage Loan to become delinquent or adversely affect the value or the  marketability  of the  Mortgage  Loan.  The  Company  did not  select  the
Mortgage  Loans sold to Purchaser  based on any adverse  selection of mortgage  loans in its portfolio that met Purchaser's  purchase parameters for this transaction (as such parameters are set forth in the Confirmation),  including without limitation, the location or condition of the  Mortgaged  Property,  payment  pattern of the  borrower or any other factor that may adversely  affect the expected cost of foreclosing,  owning or holding the Mortgage Loans or related  Mortgaged  Property or  collecting  the  insurance  or guarantee  proceeds  related thereto;

      (i)   The Company  will treat the sale of the  Mortgage  Loans to the  Purchaser  as a sale for  reporting and  accounting  purposes  and, to the extent  appropriate,  for federal income tax purposes;

      (j)   Company is an approved  seller/servicer of residential mortgage loans for Fannie
Mae, FHLMC and HUD, with such facilities,  procedures and personnel  necessary for the sound servicing of such mortgage loans.  The Company is duly qualified,  licensed,  registered and otherwise  authorized under all applicable  federal,  state and local laws, and regulations, if applicable,  and is in good standing to sell mortgage loans to and service mortgage loans for Fannie  Mae and FHLMC and no event has  occurred  which  would  make  Company  unable to comply with  eligibility  requirements or which would require  notification to either Fannie
Mae or FHLMC;

      (k)   The Company does not  believe,  nor does it have any cause or reason to believe, that it cannot  perform each and every  covenant  contained in this Agreement or the related
Term Sheet.  The Company is solvent  and the sale of the  Mortgage  Loans will not cause the
Company to become  insolvent.  The sale of the  Mortgage  Loans is not  undertaken  with the intent to hinder, delay or defraud any of the Company's creditors;

      (l)   No statement,  tape, diskette, form, report or other document prepared by, or on behalf of,  Company  pursuant to this  Agreement or the related Term Sheet or in  connection with  the  transactions  contemplated  hereby,  contains  or  will,  as  of  the  date  such documentation  is  delivered  by the  Company,  contain  any  statement  that  is or will be inaccurate or misleading in any material respect;

      (m)   The  Company   acknowledges   and  agrees  that  the  Servicing  Fee  represents
reasonable  compensation  for  performing  such  services and that the entire  Servicing Fee shall be treated by the Company,  for accounting and tax purposes,  as compensation  for the servicing  and  administration  of the Mortgage  Loans  pursuant to this  Agreement.  In the opinion of Company,  the  consideration  received by Company  upon the sale of the  Mortgage
Loans to  Purchaser  under  this  Agreement  and the  related  Term Sheet  constitutes  fair consideration for the Mortgage Loans under current market conditions.

      (n)   Company has delivered to the Purchaser  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except  as set  forth in the  notes  thereto.  There  has been no  change  in the  business, operations,  financial condition,  properties or assets of the Company since the date of the
Company's financial  information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

      (o)   The  Company has not dealt with any broker,  investment  banker,  agent or other person that may be entitled to any commission or  compensation  in connection  with the sale of the Mortgage Loans;

      Section 3.02      Representations and Warranties as to
                        Individual Mortgage Loans.

      References in this Section to  percentages of Mortgage Loans refer in each case to the percentage  of the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans as of the
related Cut-off Date,  based on the outstanding  Stated  Principal  Balances of the Mortgage
Loans as of the related  Cut-off Date, and giving effect to scheduled  Monthly  Payments due on or prior to the related Cut-off Date, whether or not received.  References to percentages of Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected  aggregate
Stated  Principal  Balances of the related  Mortgage  Loans  (determined as described in the preceding  sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

       (a) The information  set forth in the Mortgage Loan Schedule  attached to the related
Term Sheet is true,  complete and correct in all material respects as of the related Cut-Off
Date;

      (b)   The Mortgage creates a valid,  subsisting and enforceable  first lien or a first priority  ownership  interest  in an estate  in fee  simple in real  property  securing  the related  Mortgage  Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general application affecting the rights of creditors;

      (c) All payments due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been  dishonored;  there are no material  defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds,  or induced,  solicited  or  knowingly  received  any advance of funds from a party other than the owner of the Mortgaged  Property  subject to the Mortgage,  directly or indirectly,  for the payment of any amount  required by the Mortgage Loan. As of the related
Closing Date, all of the Mortgage  Loans will have an actual  Interest Paid to Date of their related  Cut-off  Date(or  later) and will be due for the  scheduled  monthly  payment  next succeeding  the Cut-off Date (or later),  as  evidenced by a posting to Company's  servicing collection  system.  No payment  under any  Mortgage  Loan is  delinquent  as of the related
Closing Date nor has any  scheduled  payment been  delinquent  at any time during the twelve
(12)  months  prior  to the  month  of the  related  Closing  Date.  For  purposes  of  this paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

      (d)   The  origination  and  collection  practices used by the Company with respect to each  Mortgage  Note and  Mortgage  have been in all  respects  legal,  proper,  prudent and customary in the mortgage  origination  and servicing  industry.  The Mortgage Loan has been serviced by the Company and any  predecessor  servicer in  accordance  with the terms of the
Mortgage  Note.  With  respect to escrow  deposits  and Escrow  Payments,  if any,  all such payments are in the  possession  of, or under the control of, the Company and there exist no deficiencies in connection therewith for which customary  arrangements for repayment thereof have not been made. No escrow  deposits or Escrow  Payments or other charges or payments due the Company have been  capitalized  under any Mortgage or the related  Mortgage  Note and no such  escrow  deposits  or Escrow  Payments  are being held by the Company for any work on a
Mortgaged Property which has not been completed;

      (e) The terms of the Mortgage  Note and the Mortgage have not been  impaired,  waived, altered or modified in any respect,  except by written  instruments which have been recorded to the  extent any such  recordation  is  required  by law,  or,  necessary  to protect  the interest of the  Purchaser.  No instrument of waiver,  alteration or  modification  has been executed  except  in  connection  with  a  modification  agreement  and  which  modification agreement is part of the Mortgage  File and the terms of which are  reflected in the related
Mortgage Loan Schedule,  and no Mortgagor has been released,  in whole or in part,  from the terms  thereof  except in  connection  with an  assumption  agreement  and which  assumption agreement is part of the Mortgage  File and the terms of which are  reflected in the related
Mortgage Loan Schedule;  the substance of any such waiver,  alteration or  modification  has been  approved  by the issuer of any  related  Primary  Mortgage  Insurance  Policy,  Lender
Primary Mortgage  Insurance Policy and title insurance policy, to the extent required by the related policies;

      (f) The Mortgage  Note and the  Mortgage  are not subject to any right of  rescission, set-off,  counterclaim or defense, including,  without limitation, the defense of usury, nor will  the  operation  of any of the  terms  of the  Mortgage  Note or the  Mortgage,  or the exercise of any right  thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense, including the defense of usury,  and no such right of rescission,  set-off,  counterclaim or defense has been  asserted  with  respect  thereto;  and as of the related  Closing Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (g) All  buildings  or other  customarily  insured  improvements  upon  the  Mortgaged
Property are insured by an insurer acceptable under the Fannie Mae or FHLMC Guides,  against loss by fire,  hazards of extended  coverage  and such other  hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional  requirements  set forth in Section
4.10 of this  Agreement.  All such standard hazard policies are in full force and effect and contain a standard  mortgagee  clause naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all  premiums  due thereon have been paid.  If required  by the Flood  Disaster  Protection  Act of 1973,  as  amended,  the
Mortgage  Loan is  covered by a flood  insurance  policy  meeting  the  requirements  of the current guidelines of the Federal Insurance  Administration  which policy conforms to Fannie
Mae or FHLMC  requirements  and was issued by an insurer  acceptable to Fannie Mae or FHLMC, as well as all  additional  requirements  set forth in Section 4.10 of this  Agreement.  The
Mortgage  obligates  the  Mortgagor  thereunder  to  maintain  all  such  insurance  at  the
Mortgagor's  cost and  expense,  and on the  Mortgagor's  failure to do so,  authorizes  the holder of the Mortgage to maintain such  insurance at the  Mortgagor's  cost and expense and to seek  reimbursement  therefor  from the  Mortgagor.  Neither the  Company  (nor any prior originator  or servicer of any of the Mortgage  Loans) nor any  Mortgagor has engaged in any act or omission  which has impaired or would  impair the  coverage of any such  policy,  the benefits of the  endorsement  provided for herein,  or the  validity  and binding  effect of either;

      (h) Any and all  requirements  of any federal,  state or local law including,  without limitation,  usury,  truth-in-lending,  real estate settlement  procedures,  consumer credit protection,  equal credit  opportunity  or disclosure  laws  applicable to the Mortgage Loan have been complied with in all material respects;  none of the Mortgage Loans are classified as a (a) a "high cost" loan under the Home  Ownership and Equity  Protection  Act of 1994 or
(b) a "high  cost",  "threshold",  or  "predatory"  loan under any other  applicable  state, federal  or  local  law;  the  Company  maintains,  and  shall  maintain,  evidence  of such compliance  as  required  by  applicable  law or  regulation  and shall  make such  evidence available  for  inspection  at the  Company's  office  during  normal  business  hours  upon reasonable advance notice;

      (i) The  Mortgage has not been  satisfied,  canceled or  subordinated,  in whole or in part,  or rescinded,  and the Mortgaged  Property has not been released from the lien of the
Mortgage,  in whole or in part nor has any  instrument  been  executed that would effect any such release,  cancellation,  subordination  or  rescission.  The Company has not waived the performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform such action  would  cause the  Mortgage  Loan to be in default,  nor has the  Company  waived any default resulting from any action or inaction by the Mortgagor;

      (j)   The Mortgage is a valid,  subsisting,  enforceable  and perfected  first lien on the  Mortgaged  Property,  including  all  buildings  on  the  Mortgaged  Property  and  all installations and mechanical,  electrical,  plumbing,  heating and air conditioning  systems affixed to such buildings, and all additions,  alterations and replacements made at any time with respect to the  foregoing  securing  the Mortgage  Note's  original  principal  balance subject  to  principles  of  equity,  bankruptcy,  insolvency  and  other  laws  of  general application  affecting  the rights of  creditors.  The Mortgage and the Mortgage Note do not contain any  evidence of any  security  interest or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having priority over the first lien of the Mortgage subject only to (1) the lien of  non-delinquent  current real property  taxes and  assessments  not yet due and payable,  (2)  covenants,  conditions  and restrictions,  rights of way,  easements  and other  matters of the public  record as of the date of recording  which are  acceptable  to mortgage  lending  institutions  generally  and either (A) which are referred to in the lender's  title  insurance  policy  delivered to the originator or otherwise  considered in the appraisal made for the originator of the Mortgage
Loan, or (B) which do not adversely  affect the  residential  use or Appraised  Value of the
Mortgaged  Property  as set forth in such  appraisal,  and (3) other  matters  to which like properties are commonly  subject which do not  individually  or in the aggregate  materially interfere  with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or marketability  of the related  Mortgaged  Property.  Any security agreement,  chattel  mortgage or equivalent  document related to and delivered in connection with the  Mortgage  Loan  establishes  and  creates  a valid,  subsisting,  enforceable  and perfected  first  lien and  first  priority  security  interest  on the  property  described therein, and the Company has the full right to sell and assign the same to the Purchaser;

      (k) The  Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance  with its terms subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of  creditors,  and the Company has taken all action necessary to transfer such rights of enforceability  to the Purchaser.  All parties to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter into the
Mortgage Loan and to execute and deliver the Mortgage  Note and the  Mortgage.  The Mortgage
Loan  Documents are on forms  acceptable to Fannie Mae and FHLMC.  The Mortgage Note and the
Mortgage have been duly and properly executed by such parties.  No fraud,  error,  omission, misrepresentation,  negligence  or similar  occurrence  with respect to a Mortgage  Loan has taken  place  on the  part of  Company  or the  Mortgagor,  or,  to the  best  of  Company's knowledge,  information  and belief,  and after due inquiry,  on the part of any other party involved  in the  origination  or  servicing  of the  Mortgage  Loan.  The  proceeds  of the
Mortgage Loan have been fully  disbursed  and there is no  requirement  for future  advances thereunder,  and any and all  requirements  as to  completion  of any  on-site  or  off-site improvements  and as to  disbursements of any escrow funds therefor have been complied with.
All costs,  fees and  expenses  incurred  in making or  closing  the  Mortgage  Loan and the recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (l)  The  Company  is  the  sole  owner  and  holder  of the  Mortgage  Loan  and  the indebtedness  evidenced by the  Mortgage  Note.  Upon the sale of the  Mortgage  Loan to the
Purchaser,  the Company  will retain the  Mortgage  File or any part  thereof  with  respect thereto not  delivered to the  Purchaser or the  Purchaser's  designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan.  Immediately  prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage
Note and the  Mortgage,  were not  subject  to an  assignment,  sale or pledge to any person other than  Purchaser,  and the  Company had good and  marketable  title to and was the sole owner  thereof and had full right to transfer  and sell the Mortgage  Loan to the  Purchaser free and clear of any encumbrance,  equity, lien, pledge, charge, claim or security interest and has the full  right  and  authority  subject  to no  interest  or  participation  of, or agreement  with,  any other  party,  to sell and assign the Mortgage  Loan  pursuant to this
Agreement and following the sale of the Mortgage  Loan, the Purchaser will own such Mortgage
Loan  free and clear of any  encumbrance,  equity,  participation  interest,  lien,  pledge, charge,  claim or  security  interest.  The  Company  intends  to  relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the
Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date, the Company will not have any right to modify  or alter the terms of the sale of the  Mortgage  Loan and the  Company  will not have any  obligation  or right to  repurchase  the  Mortgage  Loan or substitute  another  Mortgage Loan,  except as provided in this  Agreement,  or as otherwise agreed to by the Company and the Purchaser;

      (m) Each  Mortgage  Loan is  covered by an ALTA  lender's  title  insurance  policy or other  generally  acceptable  form of policy or insurance  acceptable to Fannie Mae or FHLMC
(including  adjustable rate  endorsements),  issued by a title insurer  acceptable to Fannie
Mae or FHLMC and qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the
Company,  its successors  and assigns,  as to the first priority lien of the Mortgage in the original  principal  amount  of the  Mortgage  Loan and  against  any loss by  reason of the invalidity or  unenforceability  of the lien  resulting  from the provisions of the Mortgage providing for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or  regulation,  the  Mortgagor  has been given the  opportunity  to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns, is the sole insured of such lender's title insurance  policy,  such title  insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment to the Purchaser of the  Company's  interest  therein  does not require the  consent of or  notification  to the insurer and such lender's title insurance  policy is in full force and effect and will be in full  force and  effect  upon the  consummation  of the  transactions  contemplated  by this
Agreement.  No claims have been made under such  lender's  title  insurance  policy,  and no prior holder or servicer of the related Mortgage,  including the Company, nor any Mortgagor, has done,  by act or omission,  anything  which would  impair the coverage of such  lender's title insurance policy;

      (n) There is no default,  breach,  violation or event of  acceleration  existing under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  and to the  knowledge of the
Company,  would constitute a default,  breach,  violation or event permitting  acceleration;
and neither the Company, nor any prior mortgagee has waived any default,  breach,  violation or event permitting acceleration;

      (o) There are no  mechanics'  or  similar  liens or claims  which  have been filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens prior to or equal to the lien of the related Mortgage;

      (p) All  improvements  subject to the Mortgage  which were  considered in  determining the Appraised Value of the Mortgaged  Property lie wholly within the boundaries and building restriction  lines of the Mortgaged  Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining  properties encroach upon the Mortgaged
Property except those which are insured  against by the title  insurance  policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

      (q)  Each  Mortgage  Loan  was  originated  by or for the  Company  pursuant  to,  and conforms  with,  the Company's  underwriting  guidelines  attached as Exhibit H hereto.  The
Mortgage  Loan bears  interest at an  adjustable  rate (if  applicable)  as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the Mortgage Note are due and payable on the first day of each month.  The  Mortgage  contains  the usual and  enforceable provisions of the Company at the time of origination for the  acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

      (r) The Mortgaged  Property is not subject to any material  damage.  At origination of the Mortgage Loan there was not, since  origination of the Mortgage Loan there has not been, and there  currently is no proceeding  pending for the total or partial  condemnation of the
Mortgaged  Property.  The Company has not received  notification  that any such  proceedings are scheduled to commence at a future date;

      (s) The related  Mortgage  contains  customary and  enforceable  provisions such as to render the rights and remedies of the holder thereof  adequate for the  realization  against the Mortgaged Property of the benefits of the security provided thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by trustee's sale, and (2) otherwise by  judicial  foreclosure.  There  is no  homestead  or  other  exemption  available  to the
Mortgagor  which  would  interfere  with  the  right  to sell the  Mortgaged  Property  at a trustee's sale or the right to foreclose the Mortgage;

      (t) If the  Mortgage  constitutes  a deed of trust,  a  trustee,  authorized  and duly qualified if required under applicable law to act as such, has been properly  designated and currently so serves and is named in the Mortgage, and no fees or expenses,  except as may be required by local law, are or will become  payable by the Purchaser to the trustee under the deed of trust,  except in connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

      (u) The Mortgage  File contains an appraisal,  if required,  of the related  Mortgaged
Property signed prior to the final approval of the mortgage loan  application by a Qualified
Appraiser,  approved  by the  Company,  who had no  interest,  direct  or  indirect,  in the
Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or  disapproval  of the Mortgage  Loan,  and the  appraisal and appraiser both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the Federal
Institutions Reform,  Recovery, and Enforcement Act of 1989 and the regulations  promulgated thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

      (v) All parties  which have had any interest in the  Mortgage,  whether as  mortgagee, assignee,  pledgee or otherwise,  are (or, during the period in which they held and disposed
of  such  interest,   were)  (A)  in  compliance  with  any  and  all  applicable  licensing requirements  of the laws of the state  wherein the Mortgaged  Property is located,  and (B)
(1) organized  under the laws of such state,  or (2) qualified to do business in such state, or (3) federal  savings and loan  associations or national banks or a Federal Home Loan Bank or savings bank having  principal  offices in such state,  or (4) not doing business in such state;

      (w) The  related  Mortgage  Note is not and has not  been  secured  by any  collateral except the lien of the  corresponding  Mortgage and the security  interest of any applicable security  agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

      (x) The Mortgagor  has received and has executed,  where  applicable,  all  disclosure materials required by applicable law with respect to the making of such mortgage loans;

      (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features;  No
Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

      (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not insolvent and the
Company has no knowledge of any  circumstances  or conditions  with respect to the Mortgage, the  Mortgaged  Property,  the  Mortgagor  or the  Mortgagor's  credit  standing  that could reasonably  be expected to cause  investors to regard the Mortgage  Loan as an  unacceptable investment,  cause the Mortgage Loan to become  delinquent,  or materially  adversely affect the value or marketability of the Mortgage Loan;

      (aa) Each  Mortgage  Loan  bears  interest  based  upon a thirty  (30) day month and a three  hundred  and sixty  (360) day year.  The  Mortgage  Loans  have an  original  term to maturity of not more than thirty (30) years,  with interest  payable in arrears on the first day of each month. As to each  adjustable rate Mortgage Loan, on each applicable  Adjustment
Date,  the Mortgage  Interest Rate will be adjusted to equal the sum of the Index,  plus the applicable Margin;  provided, that the Mortgage Interest Rate, on each applicable Adjustment
Date,  will not  increase  by more  than the  Initial  Rate Cap or  Periodic  Rate  Cap,  as applicable.  Over the term of each  adjustable  rate Mortgage  Loan,  the Mortgage  Interest
Rate will not exceed such Mortgage  Loan's  Lifetime Rate Cap. Each Mortgage Note requires a monthly payment which is sufficient,  during the period prior to the first adjustment to the
Mortgage Interest Rate, to fully amortize the outstanding  principal balance as of the first day of such period over the then  remaining  term of such  Mortgage Note and to pay interest at the related Mortgage Interest Rate;  provided however,  with respect to any Interest Only
Mortgage  Loans,  the  Mortgage  Note allows a Monthly  Payment of interest  only during the first 10 years  from  origination,  and  after  the  first 10 years  from  origination,  the
Mortgage  Note requires a Monthly  Payment of principal  and  interest,  sufficient to fully amortize the  outstanding  principal  balance over the then  remaining term of such Mortgage
Loan..  As to each  Mortgage  Loan,  if the related  Mortgage  Interest  Rate  changes on an adjustment  date,  the then  outstanding  principal  balance  will be  reamortized  over the remaining life of such Mortgage  Loan. No Mortgage Loan contains  terms or provisions  which would  result in negative  amortization.  None of the  Mortgage  Loans  contain a conversion feature which would cause the Mortgage  Loan  interest  rate to convert to a fixed  interest rate.  None of the Mortgage Loans are considered agricultural loans;

      (bb)  (INTENTIONALLY LEFT BLANK)

      (cc)  (INTENTIONALLY LEFT BLANK)

      (dd)  (INTENTIONALLY LEFT BLANK)

      (ee)  (INTENTIONALLY LEFT BLANK)

      (ff)  (INTENTIONALLY LEFT BLANK)

      (gg) (INTENTIONALLY LEFT BLANK)

      (hh)  In the event the Mortgage  Loan had an LTV at  origination  greater than 80.00%, the excess of the principal  balance of the Mortgage Loan over 75.0% of the Appraised  Value of the Mortgaged  Property with respect to a Refinanced  Mortgage Loan, or the lesser of the
Appraised  Value or the purchase price of the Mortgaged  Property with respect to a purchase money  Mortgage  Loan was  insured as to payment  defaults by a Primary  Mortgage  Insurance
Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such  Primary  Mortgage  Insurance  Policy have been and are being  complied  with,  such policy is in full force and effect,  and all  premiums  due  thereunder  have been paid.  No
Mortgage Loan requires payment of such premiums,  in whole or in part, by the Purchaser.  No action,  inaction,  or event has occurred and no state of facts known to the Company  exists that has, or will  result in the  exclusion  from,  denial of, or defense to  coverage.  Any
Mortgage  Loan  subject to a Primary  Mortgage  Insurance  Policy  obligates  the  Mortgagor thereunder to maintain the Primary Mortgage  Insurance Policy,  subject to state and federal law, and to pay all premiums and charges in connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing Date which has resulted or will result in an exclusion from,  denial of, or defense to coverage under any Primary  Mortgage  Insurance
Policy  (including,  without  limitation,  any  exclusions,  denials or defenses which would limit or reduce  the  availability  of the  timely  payment  of the full  amount of the loss otherwise due thereunder to the insured)  whether  arising out of actions,  representations, errors,  omissions,  negligence,  or fraud of the Company or the Mortgagor, or for any other reason under such  coverage.  The mortgage  interest rate for the Mortgage Loan as set forth on the related  Mortgage Loan Schedule is net of any such  insurance  premium.  Any Mortgage
Loan  subject  to a Lender  Primary  Mortgage  Insurance  Policy  obligates  the  Company to maintain  the  Lender  Primary  Insurance  Policy  and to pay all  premiums  and  charges in connection therewith;

      (ii)  The Assignment is in recordable  form and is acceptable for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

      (jj)  Unless otherwise  indicated on the Mortgage Loan Schedule,  none of the Mortgage
Loans are secured by an interest in a leasehold  estate.  The Mortgaged  Property is located in the state  identified  in the related  Mortgage  Loan  Schedule  and consists of a single parcel  of real  property  or  contiguous  parcels  bearing  one legal  description  and tax assessment number with a detached single family residence  erected thereon,  or a townhouse, or a  two-to-four  family  dwelling,  or an  individual  condominium  unit in a  condominium project,  or an individual  unit in a planned unit  development or a de minimis planned unit development,  provided,  however,  that no residence or dwelling is a single  parcel of real property with a manufactured home not affixed to a permanent  foundation,  or a mobile home.
Any condominium  unit or planned unit development  conforms with the Company's  underwriting guidelines.  As of the date of  origination,  no portion of any  Mortgaged  Property is used for  commercial  purposes,  and  since  the  Origination  Date to the best of the  Company's knowledge,  no portion  of any  Mortgaged  Property  has been,  or  currently  is,  used for commercial purposes;

      (kk)  Monthly  Payments on the  Mortgage  Loan  commenced no more than sixty (60) days after the funds were  disbursed in connection  with the Mortgage  Loan. The Mortgage Note is payable on the first day of each month in monthly installments of principal,  if applicable, and  interest,  which  installments  are  subject  to change due to the  adjustments  to the
Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated and payable in arrears;

      (ll)  As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully occupied under  applicable law, and all inspections,  licenses and certificates  required to be made or issued with respect to all occupied portions of the Mortgaged  Property and, with respect to the use and occupancy of the same,  including but not limited to  certificates of occupancy  and  fire  underwriting  certificates,  have  been  made  or  obtained  from  the appropriate authorities;

      (mm)  There is no  pending  action or  proceeding  directly  involving  the  Mortgaged
Property in which  compliance  with any  environmental  law, rule or regulation is an issue;
there is no violation  of any  environmental  law,  rule or  regulation  with respect to the
Mortgaged Property;  and the Company has not received any notice of any environmental hazard on the  Mortgaged  Property  and nothing  further  remains to be done to satisfy in full all requirements  of each such law, rule or regulation  constituting a  prerequisite  to use and enjoyment of said property;

      (nn)  The Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor  under the  Soldiers'  and Sailors'  Civil
Relief Act of 1940;

      (oo)  No Mortgage Loan is a construction or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

      (pp)  The Mortgagor  for each  Mortgage  Loan is a natural  person or an Illinois land trust or an inter vivos revocable trust acceptable to Fannie Mae and/or Freddie Mac;

      (qq)  None of the Mortgage Loans are Co-op Loans;

      (rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such
Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

      (ss)  With  respect to each  Mortgage  Loan  either (i) the fair  market  value of the
Mortgaged  Property  securing  such  Mortgage  Loan was at least  equal to 80 percent of the original  principal  balance  of such  Mortgage  Loan at the  time  such  Mortgage  Loan was originated  or (ii) (a) the Mortgage  Loan is only secured by the Mortgage  Property and (b)
substantially  all of the proceeds of such  Mortgage Loan were used to acquire or to improve or protect the  Mortgage  Property.  For the  purposes  of the  preceding  sentence,  if the
Mortgage  Loan has been  significantly  modified  other  than as a result of a default  or a reasonable  foreseeable  default,  the modified  Mortgage Loan will be viewed as having been originated on the date of the modification;

      (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the  Secretary of
Housing and Urban Development  pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association,  a savings bank, a commercial bank, credit union,  insurance company  or similar  institution  which is  supervised  and  examined  by a federal or state authority;

      (uu) None of the Mortgage  Loans are simple  interest  Mortgage  Loans and none of the
Mortgaged Properties are timeshares;

      (vv) All of the terms of the Mortgage  pertaining to interest rate  adjustments, payment  adjustments and adjustments of the  outstanding  principal  balance are enforceable,  all such  adjustments  have  been  properly  made,  including  the mailing of required  notices,  and such  adjustments  do not and will not affect the priority of the Mortgage  lien.  With  respect to each  Mortgage  Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the
      Mortgage Loan to determine  whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage; and

      (ww) Each Mortgage  Note,  each  Mortgage,  each  Assignment  and any other  documents required  pursuant to this  Agreement to be delivered to the Purchaser or its  designee,  or its assignee for each  Mortgage  Loan,  have been,  on or before the related  Closing  Date, delivered to the Purchaser or its designee, or its assignee.

      Section 3.03      Repurchase; Substitution.

      It is  understood  and agreed that the  representations  and  warranties  set forth in
Sections  3.01 and 3.02 shall  survive the sale of the  Mortgage  Loans and  delivery of the
Mortgage Loan  Documents to the Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage
Note or Assignment or the  examination,  or lack of examination,  of any Mortgage File. Upon discovery  by either  the  Company  or the  Purchaser  of a breach  of any of the  foregoing representations  and  warranties  which  materially  and adversely  affects the value of the
Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party  discovering such breach shall give prompt written  notice to the other.  The Company shall have a period of sixty (60) days from the  earlier of its  discovery  or its receipt of notice of any such breach  within  which to correct or cure such  breach.  The  Company  hereby  covenants  and agrees that if any such breach is not  corrected or cured within such sixty day period,  the
Company  shall,  at the  Purchaser's  option  and not  later  than  ninety  (90) days of its discovery  or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the
Repurchase  Price or, with the  Purchaser's  prior consent and at  Purchaser's  sole option, substitute  a Mortgage  Loan as  provided  below.  In the event that any such  breach  shall involve any  representation  or warranty set forth in Section  3.01,  and such breach is not cured within sixty (60) days of the earlier of either  discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser,  be repurchased by the Company at the Repurchase  Price.  Any such  repurchase  shall be  accomplished  by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

      If the Company is required to  repurchase  any Mortgage  Loan pursuant to this Section
3.03, the Company may, with the  Purchaser's  prior consent and at Purchaser's  sole option, within ninety (90) days from the related Closing Date,  remove such defective  Mortgage Loan from the terms of this  Agreement and  substitute  another  mortgage loan for such defective
Mortgage  Loan,  in lieu of  repurchasing  such  defective  Mortgage  Loan.  Any  substitute
Mortgage  Loan is subject to  Purchaser  acceptability.  Any  substituted  Loans will comply with the  representations  and warranties set forth in this Agreement as of the substitution date

      The Company shall amend the related  Mortgage Loan Schedule to reflect the  withdrawal of the removed  Mortgage Loan from this Agreement and the  substitution  of such  substitute
Mortgage Loan therefor.  Upon such  amendment,  the Purchaser shall review the Mortgage File delivered  to it  relating  to  the  substitute  Mortgage  Loan.  In  the  event  of  such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments  made thereon during such month shall be the property of the Purchaser  and accrued  interest for such month on the Mortgage Loan for which the substitution is made and any Principal  Prepayments made thereon during such month shall be the property of the Company.  The principal  payment on a substitute  Mortgage Loan due on the Due Date in the month of  substitution  shall be the  property of the Company and the principal  payment on the Mortgage Loan for which the  substitution  is made due on such date shall be the property of the Purchaser.

      It is  understood  and agreed  that the  obligation  of the  Company set forth in this
Section  3.03 to cure,  repurchase  or  substitute  for a defective  Mortgage  Loan,  and to indemnify Purchaser pursuant to Section 8.01,  constitute the sole remedies of the Purchaser respecting a breach of the foregoing  representations  and warranties.  If the Company fails to repurchase or substitute  for a defective  Mortgage Loan in accordance  with this Section
3.03, or fails to cure a defective Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance with this Section 3.03, or to indemnify  Purchaser pursuant to Section 8.01, that failure  shall be an Event of Default  and the  Purchaser  shall be  entitled  to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this paragraph shall affect the rights of the  Purchaser  to terminate  this  Agreement  for cause,  as set forth in Sections 10.01 and 11.01.

      Any cause of action  against the  Company  relating to or arising out of the breach of any  representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any
Mortgage  Loan upon (i) the  earlier of  discovery  of such  breach by the Company or notice thereof by the Purchaser to the Company,  (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified  above,  and (iii) demand upon the Company by the
Purchaser for compliance with this Agreement.

      In the event that any Mortgage Loan is held by a REMIC,  notwithstanding  any contrary provision of this Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant to Subsection 3.03 shall be made after the  applicable  REMIC's  "start up day" (as  defined  in Section  860G(a)  (9) of the
Code),  unless the  Company  has  obtained  an  Opinion  of Counsel to the effect  that such substitution will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section 860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

      Section 3.04      Representations and Warranties of the Purchaser.

      The  Purchaser  represents,  warrants and  convenants  to the Company  that, as of the related Closing Date or as of such date specifically provided herein:

(e)   The Purchaser is a corporation,  dully organized validly existing and in good standing under the laws of the State of Delaware  and is  qualified  to transact  business  in, is in good standing  under the laws of, and  possesses  all licenses  necessary for the conduct of its  business  in, each state in which any  Mortgaged  Property  is located or is  otherwise except or not required under applicable law to effect such qualification or license;

(f)   The Purchaser  has full power and  authority to hold each  Mortgage  Loan, to purchase each  Mortgage  Loan  pursuant to this  Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions  contemplated by this
Agreement  and the related Term Sheet and to conduct its  business as  presently  conducted, has duly  authorized  the  execution,  delivery and  performance  of this  Agreement and the related Term Sheet,  has duly  executed and  delivered  this  Agreement and the related Term
Sheet;

      (c)   None of the  execution  and  delivery of this  Agreement  and the  related  Term
Sheet,   the  purchase  of  the  Mortgage  Loans,   the  consummation  of  the  transactions
contemplated  hereby,  or the  fulfillment of or compliance with the terms and conditions of this  Agreement and the related Term Sheet will  conflict with any of the terms,  conditions or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal restriction or any  agreement  or  instrument  to which the  Purchaser  is now a party or by which it is bound, or constitute a default or result in an acceleration  under any of the foregoing,  or result in the material violation of any law, rule, regulation,  order, judgment or decree to which the Purchaser or its property is subject;

      (d)   There is no  litigation  pending  or to the best of the  Purchaser's  knowledge, threatened  with  respect to the  Purchaser  which is  reasonably  likely to have a material adverse effect on the purchase of the related  Mortgage  Loans,  the execution,  delivery or enforceability  of this Agreement and the related Term Sheet, or which is reasonably  likely to have a material adverse effect on the financial condition of the Purchaser;

      (e)   No  consent,  approval,  authorization  or  order of any  court or  governmental agency or body is required for the execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet,  the purchase of the  Mortgage  Loans  or  the  consummation  of the  transactions  contemplated  by  this
Agreement  and the related Term Sheet except for  consents,  approvals,  authorizations  and orders which have been obtained;

      (f)   The  consummation  of the  transactions  contemplated  by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

      (h)   The Purchaser  will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

      (i)   The  Purchaser  does  not  believe,  nor does it have any  cause  or  reason  to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

      The Purchaser  shall  indemnify  the Company and hold it harmless  against any claims, proceedings, losses, damages, penalties, fines, forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to  indemnify  the Seller as  provided  herein  constitute  the sole  remedies of the Seller respecting a breach of the foregoing representations and warranties.

                                         ARTICLE IV

                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01      Company to Act as Servicer.

      The Company,  as  independent  contract  servicer,  shall service and  administer  the
Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices,  and shall have full power and  authority,  acting  alone,  to do or cause to be done any and all things in  connection  with such  servicing  and  administration  which the Company may deem necessary or desirable  and  consistent  with the terms of this  Agreement and with Accepted
Servicing  Practices  and  exercise  the same care that it  customarily  employs for its own account.  Except as set forth in this  Agreement,  the Company  shall  service the  Mortgage
Loans in strict  compliance with the servicing  provisions of the Fannie Mae Guides (special servicing  option),  which  include,  but are  not  limited  to,  provisions  regarding  the liquidation of Mortgage  Loans,  the  collection of Mortgage Loan  payments,  the payment of taxes,  insurance and other charges,  the  maintenance of hazard  insurance with a Qualified
Insurer, the maintenance of mortgage impairment insurance,  the maintenance of fidelity bond and errors and omissions insurance,  inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage  Insurance  Policies and Lender Primary  Mortgage  Insurance
Policies,  insurance  claims,  the  title,  management  and  disposition  of  REO  Property, permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of foreclosures and  abandonments of Mortgaged  Property,  the transfer of Mortgaged  Property,
the  release  of  Mortgage  Files,  annual  statements,   and  examination  of  records  and
facilities.  In the event of any conflict,  inconsistency or discrepancy  between any of the servicing  provisions of this  Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides,  the provisions of this Agreement  shall control and be binding upon the Purchaser and the Company.

      Consistent  with the terms of this  Agreement,  the Company may waive,  modify or vary any term of any  Mortgage  Loan or  consent to the  postponement  of any such term or in any manner  grant  indulgence  to any  Mortgagor  if in the  Company's  reasonable  and  prudent determination  such waiver,  modification,  postponement  or  indulgence  is not  materially adverse to the Purchaser,  provided, however, that unless the Company has obtained the prior written  consent of the  Purchaser,  the  Company  shall not permit  any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than ninety (90) days or forgive any payment of principal  or  interest,  reduce or increase the  outstanding  principal  balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser  and which  permits the  deferral of interest or principal  payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance  Date in any month in which any such principal or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds, in accordance with
Section 4.04, the difference  between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal  balance of such Mortgage Loan and
(b) the amount paid by the  Mortgagor.  The Company shall be entitled to  reimbursement  for such  advances  to the same  extent as for all other  advances  pursuant  to  Section  4.05.
Without limiting the generality of the foregoing,  the Company shall continue, and is hereby authorized and empowered,  to prepare,  execute and deliver, all instruments of satisfaction or  cancellation,  or of  partial  or  full  release,  discharge  and all  other  comparable instruments,  with  respect  to the  Mortgage  Loans  and  with  respect  to  the  Mortgaged
Properties.  Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance  agreement or similar arrangement with respect to any Mortgage Loan which runs more than one  hundred  eighty  (180) days  after the first  delinquent  Due Date.  Any such agreement  shall be  approved  by  Purchaser  and,  if  required,  by the  Primary  Mortgage
Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

      Notwithstanding  anything in this  Agreement to the  contrary,  if any  Mortgage  Loan becomes  subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage
Loan,  shall not permit any  modification  with  respect  to such  Mortgage  Loan that would change the  Mortgage  Interest  Rate and (b) shall not (unless the  Mortgagor  is in default with  respect to such  Mortgage  Loan or such  default is, in the  judgment of the  Company, reasonably foreseeable) make or permit any modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such Mortgage
Loan under  Section 1001 of the Code (or Treasury  regulations  promulgated  thereunder)  or
(ii) cause any REMIC to fail to qualify as a REMIC under the Code or the  imposition  of any tax on "prohibited  transactions" or "contributions"  after the startup date under the REMIC
Provisions.

      Prior  to  taking  any  action  with  respect  to  the  Mortgage  Loans  subject  to a
Pass-Through  Transfer,  which is not  contemplated  under the terms of this Agreement,  the
Company  will obtain an Opinion of Counsel  acceptable  to the trustee in such  Pass-Through
Transfer  with respect to whether such action could result in the  imposition  of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined in
Section  860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse  REMIC Event could occur.

      The Company  shall not permit the creation of any  "interests"  (within the meaning of
Section  860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement by which a REMIC will  receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets  other than  "qualified  mortgages"  as defined in Section
860G(a)(3) of the Code or "permitted  investments"  as defined in Section  860G(a)(5) of the
Code.

      In servicing and  administering  the Mortgage Loans, the Company shall employ Accepted
Servicing  Practices,  giving due consideration to the Purchaser's  reliance on the Company.
Unless a  different  time  period is stated in this  Agreement  or the  related  Term Sheet,
Purchaser  shall be deemed to have given consent in connection  with a particular  matter if
Purchaser  does not  affirmatively  grant or deny consent within five (5) Business Days from the date  Purchaser  receives a second  written  request  for  consent  for such matter from
Company as servicer.

      The  Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the  Company provided that the Subservicer is an entity that engages in the business of servicing  loans, and in either  case shall be  authorized  to  transact  business,  and  licensed  to service mortgage  loans,  in the state or states  where the related  Mortgaged  Properties  it is to service  are  situated,  if and to the  extent  required  by  applicable  law to enable  the
Subservicer to perform its obligations hereunder and under the Subservicing  Agreement,  and in either case shall be a FHLMC or Fannie Mae approved  mortgage  servicer in good standing, and no event has  occurred,  including  but not limited to a change in  insurance  coverage, which would make it unable to comply with the eligibility  requirements  for lenders imposed by Fannie  Mae or for  seller/servicers  imposed  by Fannie  Mae or  FHLMC,  or which  would require  notification to Fannie Mae or FHLMC. In addition,  each Subservicer will obtain and preserve  its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the  Mortgage  Loans and to perform  or cause to be  performed  its duties  under the
related   Subservicing   Agreement.   The  Company   may   perform  any  of  its   servicing
responsibilities  hereunder  or may cause the  Subservicer  to  perform  any such  servicing responsibilities  on its  behalf,  but the use by the Company of the  Subservicer  shall not release the Company  from any of its  obligations  hereunder  and the Company  shall  remain responsible  hereunder  for all acts and  omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own  funds,  and the  Subservicer's  fee shall not  exceed the
Servicing Fee.  Company shall notify  Purchaser  promptly in writing upon the appointment of any Subservicer.

      At the cost and expense of the Company,  without any right of  reimbursement  from the
Custodial   Account,   the  Company   shall  be  entitled  to   terminate   the  rights  and
responsibilities  of the  Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the requirements in the preceding  paragraph, provided,  however, that nothing contained herein shall be deemed to prevent or prohibit the
Company,  at the  Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this  Agreement are terminated  pursuant to Section 4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the  Company  shall at its own cost and  expense  terminate  the rights and responsibilities  of  the  Subservicer  effective  as of  the  date  of  termination  of the
Company.  The  Company  shall pay all fees,  expenses  or  penalties  necessary  in order to terminate the rights and  responsibilities  of the Subservicer  from the Company's own funds without reimbursement from the Purchaser.

      Notwithstanding  any of the  provisions  of this  Agreement  relating to agreements or arrangements  between the Company and the  Subservicer  or any  reference  herein to actions taken  through  the  Subservicer  or  otherwise,  the  Company  shall not be relieved of its obligations  to the  Purchaser  and shall be obligated to the same extent and under the same terms and conditions as if it alone were  servicing and  administering  the Mortgage  Loans.
The  Company  shall be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company  will  indemnify  and hold  Purchaser  harmless  from any loss,  liability or expense  arising out of its use of a
Subservicer  to  perform  any of its  servicing  duties,  responsibilities  and  obligations hereunder.

      Any  Subservicing  Agreement and any other  transactions  or services  relating to the
Mortgage Loans involving the  Subservicer  shall be deemed to be between the Subservicer and
Company alone,  and the Purchaser  shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation,  duty or liability of Purchaser to pay the  Subservicer's  fees and  expenses.  For purposes of  distributions  and advances by the
Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

      Section 4.02      Collection of Mortgage Loan Payments.

      Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be subject to this Agreement,  the Company will proceed  diligently to collect all payments due under each  Mortgage  Loan when the same  shall  become due and  payable  and shall,  to the extent  such  procedures  shall  be  consistent  with  this  Agreement,  Accepted  Servicing
Practices,  and the terms and provisions of any related Primary  Mortgage  Insurance  Policy and Lender  Primary  Mortgage  Insurance  Policy,  follow such  collection  procedures as it follows with respect to mortgage  loans  comparable  to the Mortgage  Loans and held for its own account.  Further,  the Company will take special care in  ascertaining  and  estimating annual escrow  payments,  and all other  charges  that,  as provided in the  Mortgage,  will become  due  and  payable,  so that  the  installments  payable  by the  Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

      In no event  will the  Company  waive its right to any  prepayment  penalty or premium without the prior  written  consent of Purchaser  and Company  will use diligent  efforts to collect same when due except as otherwise  provided in the  prepayment  penalty rider to the
Mortgage.

      Section 4.03      Realization Upon Defaulted Mortgage

      The  Company  shall use its best  efforts,  consistent  with the  procedures  that the
Company  would  use in  servicing  loans  for  its own  account,  consistent  with  Accepted
Servicing  Practices,  any Primary Mortgage  Insurance  Policies and Lender Primary Mortgage
Insurance  Policies  and the best  interest of  Purchaser,  to  foreclose  upon or otherwise comparably  convert the ownership of properties  securing such of the Mortgage Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for collection  of  delinquent  payments  pursuant to Section  4.01.  Foreclosure  or comparable proceedings  shall be initiated within ninety (90) days of default for Mortgaged  Properties for which no satisfactory  arrangements  can be made for collection of delinquent  payments, subject to state and federal law and  regulation.  The Company shall use its best efforts to realize  upon  defaulted  Mortgage  Loans in such  manner as will  maximize  the  receipt of principal  and interest by the  Purchaser,  taking into  account,  among other  things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions that, in any case in which a Mortgaged  Property  shall have  suffered  damage,  the Company shall not be required to expend its own funds toward the  restoration  of such  property  unless it shall determine  in its  discretion  (i) that such  restoration  will  increase  the  proceeds  of liquidation of the related Mortgage Loan to the Purchaser after  reimbursement to itself for such  expenses,  and (ii) that such  expenses  will be  recoverable  by the Company  through
Insurance Proceeds,  Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds
from the related Mortgaged  Property,  as contemplated in Section 4.05. Company shall obtain prior approval of Purchaser as to repair or  restoration  expenses in excess of ten thousand dollars  ($10,000).  The Company shall notify the  Purchaser in writing of the  commencement of  foreclosure  proceedings  and not less than  five (5) days  prior to the  acceptance  or rejection of any offer of  reinstatement.  The Company  shall be  responsible  for all costs and expenses incurred by it in any such proceedings or functions;  provided,  however,  that it shall be entitled to reimbursement  thereof from the related property, as contemplated in
Section  4.05.  Notwithstanding  anything to the contrary  contained  herein,  in connection with a foreclosure or acceptance of a deed in lieu of foreclosure,  in the event the Company has reasonable  cause to believe that a Mortgaged  Property is  contaminated by hazardous or toxic  substances  or  wastes,  or if the  Purchaser  otherwise  requests  an  environmental inspection  or review of such  Mortgaged  Property,  such an  inspection  or review is to be conducted by a qualified  inspector  at the  Purchaser's  expense.  Upon  completion  of the inspection,  the Company shall  promptly  provide the Purchaser with a written report of the
environmental   inspection.   After  reviewing  the  environmental  inspection  report,  the
Purchaser  shall  determine  how the Company  shall  proceed with  respect to the  Mortgaged
Property.

      Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the
Purchaser's  sole  option,  terminate  the Company as servicer  of any  Mortgage  Loan which becomes ninety (90) days or greater  delinquent in payment of a scheduled  Monthly  Payment, without  payment of any  termination  fee with respect  thereto,  provided  that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed  advances of the  Company's  funds  made  pursuant  to  Section  5.03 and any  unreimbursed  Servicing
Advances and  Servicing  Fees in each case  relating to the Mortgage  Loan  underlying  such delinquent  Mortgage  Loan  notwithstanding  anything to the  contrary  set forth in Section
4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said  termination  and the transfer of servicing  responsibilities  with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

      In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO Property, such  property  shall be  disposed  of by the  Company,  with the  consent of  Purchaser  as required  pursuant to this  Agreement,  before the close of the third taxable year following the  taxable  year in which the  Mortgage  Loan became an REO  Property,  unless the Company provides  to the  trustee  under such  REMIC an  opinion  of counsel to the effect  that the holding of such REO Property  subsequent  to the close of the third  taxable year  following the taxable year in which the Mortgage Loan became an REO  Property,  will not result in the imposition of taxes on "prohibited  transactions" as defined in Section 860F of the Code, or cause  the  transaction  to fail to  qualify  as a REMIC at any time that  certificates  are outstanding.  Company  shall  manage,  conserve,  protect and operate each such REO Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner  which does not cause such  property  to fail to  qualify as  "foreclosure  property"
within  the  meaning  of  Section  860F(a)(2)(E)  of the  Code,  or  any  "net  income  from foreclosure  property" which is subject to taxation under the REMIC  provisions of the Code.
Pursuant to its efforts to sell such  property,  the Company  shall either itself or through an agent  selected by Company,  protect and conserve such property in the same manner and to
such  an  extent  as  is  customary  in  the  locality   where  such  property  is  located.
Additionally,  Company shall perform the tax withholding  and reporting  related to Sections
1445 and 6050J of the Code

      Section 4.04      Establishment of Custodial Accounts; Deposits inCustodial Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each  Mortgage  Loan  separate  and apart from any of its own funds and  general  assets and shall  establish and maintain one or more Custodial  Accounts.  The Custodial  Account shall be an Eligible  Account.  Funds  ,deposited in the  Custodial  Account shall at all times be insured  by the FDIC up to the FDIC  insurance  limits,  or must be  invested  in  Permitted
Investments for the benefit of the Purchaser.  Funds deposited in the Custodial  Account may be drawn on by the Company in accordance  with Section  4.05.  The creation of any Custodial
Account  shall be  evidenced  by a letter  agreement  in the form shown in Exhibit B hereto.
The original of such letter  agreement  shall be  furnished to the  Purchaser on the Closing
Date, and upon the request of any subsequent Purchaser.

      The Company shall deposit in a mortgage  clearing account on a daily basis, and in the
Custodial  Account or  Accounts no later than 48 hours  after  receipt of funds,  and retain therein the  following  payments and  collections  received or made by it  subsequent to the
Cut-off  Date,  or  received  by it prior to the  Cut-off  Date  but  allocable  to a period subsequent  thereto,  other than in respect of principal and interest on the Mortgage  Loans due on or before the Cut-off Date:

      (i)   all  payments  on account of  principal,  including  Principal  Prepayments  and related penalties, on the Mortgage Loans;

      (ii) all  payments  on account of  interest  on the  Mortgage  Loans  adjusted  to the
Mortgage Loan Remittance Rate;

      (iii) all Net Liquidation Proceeds;

      (iv) any amounts  required to be deposited by the Company in  connection  with any REO
Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall provide the Purchaser with written detail itemizing all of such amounts;

      (v) all Insurance  Proceeds  including  amounts  required to be deposited  pursuant to
Sections  4.08,  4.10 and 4.11,  other than  proceeds  to be held in the Escrow  Account and applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Accepted Servicing  Practices,  the Mortgage Loan Documents or applicable law;

      (vi)  all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which  are not released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  the loan documents or applicable law;

      (vii) any Monthly Advances;

      (viii)  with  respect to each full or partial  Principal  Prepayment,  any  Prepayment
Interest  Shortfalls,  to the extent of the Company's  aggregate Servicing Fee received with respect to the related Prepayment Period;

      (ix) any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

      (x) any amounts required to be deposited in the Custodial  Account pursuant to Section
4.01, 4.13 or 6.02.

            The  foregoing  requirements  for  deposit  in the  Custodial  Account  shall be exclusive,  it being  understood  and agreed that,  without  limiting the  generality of the foregoing,  payments in the nature of late  payment  charges  and  assumption  fees,  to the extent  permitted by Section  6.01,  need not be  deposited by the Company in the  Custodial
Account.  Any interest paid on funds  deposited in the Custodial  Account by the  depository institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account pursuant to Section 4.05 (iv).
The Purchaser  shall not be responsible  for any losses  suffered with respect to investment of funds in the Custodial Account.

      Section 4.05      Permitted Withdrawals From the Custodial
Account.

      The  Company  may,  from time to time,  withdraw  from the  Custodial  Account for the following purposes:

      (i)   to make payments to the Purchaser in the amounts and in the manner  provided for in Section 5.01;

      (ii) to  reimburse  itself for Monthly  Advances,  the  Company's  right to  reimburse itself  pursuant to this  subclause  (ii) being  limited to amounts  received on the related
Mortgage  Loan which  represent  late  collections  (net of the related  Servicing  Fees) of principal  and/or interest  respecting  which any such advance was made, it being understood that, in the case of such  reimbursement,  the Company's right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the  Company is  required  to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase  Price pursuant to such Section and all other  amounts  required to be paid to the  Purchaser  with respect to such Mortgage
Loan;

      (iii)  to  reimburse  itself  for  unreimbursed  Servicing  Advances  and  any  unpaid
Servicing  Fees(or REO  administration  fees described in Section 4.13), the Company's right to reimburse  itself  pursuant to this  subclause  (iii) with  respect to any Mortgage  Loan being  limited to related  proceeds from  Liquidation  Proceeds,  Condemnation  Proceeds and
Insurance  Proceeds in accordance  with the relevant  provisions of the Fannie Mae Guides or as otherwise set forth in this  Agreement;  any recovery  shall be made upon  liquidation of the REO Property;

      (iv)  to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the Custodial  Account (all such interest to be withdrawn monthly not later than each  Remittance  Date),  (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

      (v)   to pay to itself with respect to each  Mortgage  Loan that has been  repurchased pursuant to Section 3.03 all amounts  received thereon and not distributed as of the date on which the related repurchase price is determined,

      (vi)  to transfer funds to another  Eligible  Account in accordance  with Section 4.09 hereof;

      (vii)to remove funds inadvertently placed in the Custodial Account by the Company;

(vi)  to clear and terminate the Custodial  Account upon the  termination of this Agreement;
and

      (vii)  to reimburse itself for any Nonrecoverable Advances.

      Section 4.06      Establishment of Escrow Accounts; Deposits in Escrow Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each Mortgage Loan which constitute  Escrow Payments  separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow  Accounts.  The
Escrow Account shall be an Eligible  Account.  Funds  deposited in each Escrow Account shall at all times be  insured  in a manner  to  provide  maximum  insurance  under the  insurance limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The original of such letter  agreement  shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

      The Company shall deposit in a mortgage  clearing account on a daily basis, and in the
Escrow  Account or  Accounts  no later  than 48 hours  after  receipt  of funds,  and retain therein:

      (i)   all Escrow Payments  collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

      (ii)  all Insurance  Proceeds which are to be applied to the  restoration or repair of any Mortgaged Property; and

      (iii) all Servicing  Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

            The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other purposes as shall be as set forth or in accordance  with Section  4.07.  The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository  institution to the extent  permitted by law and, to the extent  required by law, the Company shall pay interest on escrowed funds to the Mortgagor in accordance with  applicable  law.. The Purchaser shall not be  responsible  for any losses  suffered  with  respect to  investment  of funds in the
Escrow Account.

      Section 4.07      Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account may be made by Company only:

      (i)   to effect timely  payments of ground  rents,  taxes,  assessments,  water rates,
Primary  Mortgage  Insurance  Policy  premiums,  if  applicable,  fire and hazard  insurance premiums, condominium assessments and comparable items;

      (ii)  to reimburse  Company for any Servicing  Advance made by Company with respect to a related  Mortgage Loan but only from amounts  received on the related  Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

      (iii)to refund to the Mortgagor any funds as may be determined to be overages;

      (iv)  for  transfer  to the  Custodial  Account in  accordance  with the terms of this
Agreement;

      (v)   for application to restoration or repair of the Mortgaged Property;

      (vi)  to pay to the Company,  or to the  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

      (vii)  to  clear  and  terminate  the  Escrow  Account  on  the  termination  of  this
Agreement.  As part  of its  servicing  duties,  the  Company  shall  pay to the  Mortgagors interest on funds in Escrow  Account,  to the extent required by law, and to the extent that interest  earned on funds in the Escrow  Account is  insufficient,  shall pay such  interest from its own funds, without any reimbursement therefor; and

      (viii) to pay to the  Mortgagors  or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06.

      Section 4.08      Payment  of Taxes,  Insurance  and Other  Charges;  Maintenance  of
      Primary Mortgage Insurance Policies; Collections Thereunder.

      With respect to each  Mortgage  Loan,  the Company  shall  maintain  accurate  records reflecting  the status of ground rents,  taxes,  assessments,  water rates and other charges which are or may  become a lien  upon the  Mortgaged  Property  and the  status  of  primary mortgage insurance  premiums and fire and hazard insurance  coverage and shall obtain,  from time to time,  all bills for the payment of such  charges,  including  renewal  premiums and shall effect payment  thereof prior to the applicable  penalty or termination  date and at a time  appropriate  for securing  maximum  discounts  allowable,  employing  for such purpose deposits  of the  Mortgagor  in the  Escrow  Account  which  shall have been  estimated  and accumulated by the Company in amounts  sufficient  for such  purposes,  as allowed under the terms of the Mortgage or  applicable  law. To the extent that the Mortgage  does not provide for Escrow  Payments,  the Company  shall  determine  that any such payments are made by the
Mortgagor  at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall  effect  timely  payments  of all such bills irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

      The  Company  will  maintain  in full  force and  effect  Primary  Mortgage  Insurance
Policies or Lender Primary Mortgage  Insurance  Policies issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which such  coverage is herein  required.  Such coverage will be terminated only with the approval of Purchaser,  or as required by applicable law or regulation.  The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance
Policy or Lender  Primary  Mortgage  Insurance  Policy in effect on the Closing Date that is required to be kept in force under this  Agreement  unless a  replacement  Primary  Mortgage
Insurance  Policy  or  Lender  Primary  Mortgage  Insurance  Policy  for  such  canceled  or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Company shall not take any action which would result in  non-coverage  under any applicable  Primary
Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance Policy of any loss which, but for the actions of the Company would have been covered  thereunder.  In connection  with any  assumption  or  substitution  agreement  entered into or to be entered into pursuant to
Section  6.01,  the Company  shall  promptly  notify the insurer  under the related  Primary
Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance  Policy,  if any, of such assumption  or  substitution  of liability in  accordance  with the terms of such policy and shall  take all  actions  which  may be  required  by such  insurer  as a  condition  to the continuation  of coverage  under the Primary  Mortgage  Insurance  Policy or Lender  Primary
Mortgage  Insurance  Policy.  If such Primary  Mortgage  Insurance  Policy or Lender Primary
Mortgage  Insurance  Policy is terminated as a result of such  assumption or substitution of liability,  the Company  shall obtain a replacement  Primary  Mortgage  Insurance  Policy or
Lender Primary Mortgage Insurance Policy as provided above.

      In  connection  with its  activities  as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  insurer  under any Private
Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary
Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance Policy and, in this regard, to take such action as shall be  necessary  to permit  recovery  under any Primary  Mortgage
Insurance  Policy or  Lender  Primary  Mortgage  Insurance  Policy  respecting  a  defaulted
Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any
Primary  Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance  Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

      Section 4.09      Transfer of Accounts.

      The Company may transfer the  Custodial  Account or the Escrow  Account to a different
Eligible  Account from time to time.  Such  transfer  shall be made only upon  obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

      Section 4.10      Maintenance of Hazard Insurance.

      The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard insurance  with  extended  coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the  Mortgaged  Property is located in an amount which is equal to the lesser of (i) the maximum  insurable value of the improvements  securing such Mortgage Loan or (ii)
the  greater of (a) the  outstanding  principal  balance of the  Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be  sufficient to prevent the Mortgagor  and/or the mortgagee from becoming a co-insurer.  If required by the Flood Disaster  Protection Act of 1973,  as  amended,  each  Mortgage  Loan shall be covered  by a flood  insurance  policy meeting the requirements of the current  guidelines of the Federal Insurance  Administration in  effect  with an  insurance  carrier  acceptable  to Fannie  Mae or  FHLMC,  in an amount representing  coverage not less than the least of (i) the outstanding  principal  balance of the Mortgage  Loan,  (ii) the maximum  insurable  value of the  improvements  securing  such
Mortgage Loan or (iii) the maximum  amount of insurance  which is available  under the Flood
Disaster  Protection  Act of  1973,  as  amended.  If at any  time  during  the  term of the
Mortgage Loan, the Company  determines in accordance with applicable law and pursuant to the
Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the Company  shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage,  and if said
Mortgagor fails to obtain the required flood insurance  coverage within forty-five (45) days after such  notification,  the Company  shall  immediately  force place the  required  flood insurance on the Mortgagor's  behalf.  The Company shall also maintain on each REO Property, fire and hazard  insurance  with  extended  coverage in an amount which is at least equal to the maximum insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood  insurance  in an amount as provided  above.  Any amounts  collected  by the
Company  under any such  policies  other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the  Mortgaged  Property or REO  Property,  or released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood and agreed that no other additional  insurance need be required by the Company of the  Mortgagor or  maintained on property  acquired in respect of the Mortgage  Loan,  other than pursuant to this Agreement,  the Fannie Mae Guides or such applicable  state or federal laws and  regulations as shall at any time be in force and as shall require such  additional insurance.  All such policies  shall be endorsed with standard  mortgagee  clauses with loss payable to the  Company and its  successors  and/or  assigns and shall  provide for at least thirty  (30) days  prior  written  notice of any  cancellation,  reduction  in the amount or material  change in  coverage  to the  Company.  The Company  shall not  interfere  with the
Mortgagor's freedom of choice in selecting either his insurance carrier or agent,  provided, however,  that the  Company  shall not accept any such  insurance  policies  from  insurance companies unless such companies are Qualified Insurers.

      Section 4.11      Maintenance of Mortgage Impairment
                        Insurance Policy.

      In the event that the Company shall obtain and maintain a blanket  policy issued by an insurer  acceptable  to Fannie Mae or FHLMC  insuring  against  hazard  losses on all of the
Mortgage Loans,  then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise  complies with all other requirements of Section 4.10, it shall  conclusively  be deemed to have satisfied its  obligations as set forth in Section  4.10,  it being  understood  and  agreed  that such  policy may  contain a deductible  clause,  in which case the Company shall, in the event that there shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying with
Section  4.10,  and there  shall  have been a loss  which  would  have been  covered by such policy,  deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible  clause.  In connection with its activities as servicer of the Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the Purchaser, claims under any such blanket  policy in a timely  fashion in  accordance  with the terms of such policy.  Upon request of the Purchaser,  the Company shall cause to be delivered to the
Purchaser  a certified  true copy of such policy and shall use its best  efforts to obtain a statement  from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

      Section 4.12      Fidelity Bond, Errors and Omissions
                        Insurance.

      The Company shall maintain,  at its own expense, a blanket fidelity bond and an errors and  omissions  insurance  policy,  with broad  coverage with  responsible  companies on all officers,  employees or other  persons  acting in any  capacity  with regard to the Mortgage
Loan to handle  funds,  money,  documents  and papers  relating to the  Mortgage  Loan.  The
Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company against losses,  including forgery, theft,  embezzlement and fraud of such  persons.  The errors and  omissions  insurance  shall  protect  and insure the Company against losses arising out of errors and omissions and negligent acts of such persons.  Such errors and omissions  insurance  shall also protect and insure the Company against losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this
Agreement  and the  release or  satisfaction  of a Mortgage  Loan  without  having  obtained payment in full of the  indebtedness  secured  thereby.  No  provision  of this Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance shall diminish or relieve the
Company  from its  duties  and  obligations  as set  forth in this  Agreement.  The  minimum coverage  under  any  such  bond  and  insurance  policy  shall  be at  least  equal  to the corresponding  amounts required by Fannie Mae in the Fannie Mae Guides.  Upon request by the
Purchaser,  the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall  obtain a statement  from the surety and the insurer  that such  Fidelity  Bond or insurance policy shall in no event be terminated or materially  modified without thirty (30)
days' prior written notice to the Purchaser.  The Company shall notify the Purchaser  within five (5) business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy will be, or has  been,  materially  modified  or  terminated.  The  Purchaser  (or any party having the status of Purchaser  hereunder) and any subsidiary  thereof and their  successors or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as  additional  insured on the errors and omissions  policy.  Upon request by Purchaser,
Company shall provide  Purchaser  with an insurance  certificate  certifying  coverage under this Section 4.12,  and will provide an update to such  certificate  upon  request,  or upon renewal or material modification of coverage.

            Section 4.13      Title, Management and Disposition of REO Property.

      In the event that title to the  Mortgaged  Property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the  Purchaser  or its  designee,  or in the  event the  Purchaser  or its  designee  is not authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing  business" or tax laws of such state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the
Company from an attorney  duly  licensed to practice law in the state where the REO Property is  located.  Any  Person or Persons  holding  such title  other  than the  Purchaser  shall acknowledge  in writing  that such title is being  held as  nominee  for the  benefit of the
Purchaser.

      The Company  shall notify the  Purchaser in  accordance  with the Fannie Mae Guides of each  acquisition of REO Property upon such  acquisition  (and, in any event,  shall provide notice of the  consummation  of any  foreclosure  sale within three (3) Business Days of the date Company  receives  notice of such  consummation),  together with a copy of the drive by appraisal or brokers  price opinion of the Mortgaged  Property  obtained in connection  with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance with Accepted Servicing Practices.  Thereafter,  the Company shall continue to provide certain  administrative  services to the Purchaser  relating to such REO Property as set forth in this Section 4.13.  No Servicing  Fee shall be assessed or otherwise  accrue on any REO Property from and after the date on which it becomes an REO Property.

      The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the  Fannie Mae Guides  manage,  conserve,  protect  and  operate  each REO
Property  in the same  manner  that it  manages,  conserves,  protects  and  operates  other foreclosed  property  for its own account,  and in the same manner that similar  property in the same  locality  as the REO  Property  is  managed.  The  Company  shall  cause  each REO
Property to be inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO  Property  to be  inspected  at least  monthly  thereafter  or more  frequently  as required by the  circumstances.  The Company shall make or cause to be made a written report of each such  inspection.  Such reports  shall be retained in the  Mortgage  File and copies thereof shall be forwarded by the Company to the Purchaser.

      The  Company  shall use its best  efforts to dispose  of the REO  Property  as soon as possible  and shall sell such REO Property in any event within one year after title has been taken to such REO Property,  unless the Company determines,  and gives an appropriate notice to the  Purchaser  to such  effect,  that a  longer  period  is  necessary  for the  orderly liquidation  of such REO Property.  If a longer period than one (1) year is permitted  under the foregoing  sentence and is necessary to sell any REO Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling  such REO  Property.  No
REO Property shall be marketed for less than the Appraised Value,  without the prior consent of Purchaser.  No REO Property  shall be sold for less than ninety five percent (95%) of its
Appraised Value,  without the prior consent of Purchaser.  All requests for reimbursement of
Servicing  Advances shall be in accordance  with the Fannie Mae Guides.  The  disposition of
REO  Property  shall be carried out by the  Company at such  price,  and upon such terms and conditions,  as the Company deems to be in the best  interests of the Purchaser  (subject to the above  conditions)  only with the prior written consent of the Purchaser.  Company shall provide  monthly reports to Purchaser in reference to the status of the marketing of the REO
Properties.

      Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the
Purchaser's sole option,  terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto,  provided that the Company shall on the date said  termination  takes  effect be  reimbursed  for any  unreimbursed  advances of the
Company's funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and
Servicing  Fees in each case  relating to the  Mortgage  Loan  underlying  such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination,  the  provisions of Section 11.01 hereof shall apply to said  termination and the  transfer of  servicing  responsibilities  with  respect to such REO Property to the
Purchaser  or its  designee.  Within five (5)  Business  Days of any such  termination,  the
Company shall, if necessary  convey such property to the Purchaser and shall further provide the  Purchaser  with the  following  information  regarding  the subject REO  Property:  the related  drive by appraisal or brokers  price  opinion,  and copies of any related  Mortgage
Impairment  Insurance  Policy  claims.  In  addition,  within five (5)  Business  Days,  the
Company  shall provide the Purchaser  with the following  information  regarding the subject
REO  Property:  the  related  trustee's  deed upon sale and  copies  of any  related  hazard insurance claims, or repair bids.

      Section 4.14      Notification of Maturity Date.

       With respect to each  Mortgage  Loan,  the Company  shall  execute and deliver to the
Mortgagor any and all necessary  notices  required under applicable law and the terms of the related Mortgage Note and Mortgage  regarding the maturity date if required under applicable law.

                                         ARTICLE V

                                 PAYMENTS TO THE PURCHASER

      Section 5.01      Distributions.

      On each Remittance  Date, the Company shall distribute by wire transfer of immediately available  funds to the  Purchaser (i) all amounts  credited to the Custodial  Account as of the close of  business  on the  preceding  Determination  Date,  net of  charges  against or withdrawals  from the  Custodial  Account  pursuant to Section  4.05,  plus (ii) all Monthly
Advances,  if any,  which the Company is obligated to  distribute  pursuant to Section 5.03, plus,  (iii) interest at the Mortgage Loan Remittance Rate on any Principal  Prepayment from the date of such Principal  Prepayment  through the end of the month for which  disbursement is made  provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned  during the month of the  distribution,  minus (iv) any amounts  attributable  to  Monthly  Payments  collected  but  due  on a Due  Date  or  Dates subsequent  to the  preceding  Determination  Date,  which  amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts.  It is understood  that, by operation of Section  4.04,  the  remittance  on the first  Remittance  Date with respect to
Mortgage  Loans  purchased  pursuant  to the  related  Term  Sheet is to  include  principal collected  after the Cut-off Date through the preceding  Determination  Date plus  interest, adjusted to the Mortgage Loan  Remittance  Rate collected  through such  Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off  Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

      With respect to any remittance  received by the Purchaser  after the Remittance  Date, the Company shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted  as of the date of each  change  plus two (2)  percentage points,  but in no event greater than the maximum amount  permitted by applicable  law. Such interest  shall cover the period  commencing  with the day  following  the Business Day such payment  was due and  ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such  interest  shall not be deemed  an  extension  of time for  payment  or a waiver  of any  Event  of  Default  by the
Company.  On each Remittance  Date, the Company shall provide a remittance  report detailing all amounts being remitted pursuant to this Section 5.01.

      Section 5.02      Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the tenth  calendar day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy, and shall contain the following:

      (i) With respect to each Monthly Payment,  the amount of such remittance  allocable to principal  (including a separate breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment penalties or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii) with respect to each Monthly  Payment,  the amount of such  remittance  allocable to interest;

      (iii) the amount of servicing  compensation  received by the Company  during the prior distribution period;

      (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

      (v)  the  aggregate  of any  expenses  reimbursed  to the  Company  during  the  prior distribution period pursuant to Section 4.05;

      (vi) The number and aggregate  outstanding  principal  balances of Mortgage  Loans (a)
delinquent  (1) 30 to 59  days,  (2) 60 to 89  days,  (3) 90 days or  more;  (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

      The Company shall also provide a trial balance,  sorted in  Purchaser's  assigned loan number order, in the form of Exhibit E hereto, with each such Report.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      Section 5.03      Monthly Advances by the Company.

            Not  later  than the  close of  business  on the  Business  Day  preceding  each
Remittance  Date, the Company shall deposit in the Custodial  Account an amount equal to all payments  not  previously  advanced  by the  Company,  whether or not  deferred  pursuant to
Section  4.01,  of principal  (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date,  adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related  Determination
Date;  provided,  however,  that the Company may use the Amount Held for Future Distribution
(as defined below) then on deposit in the Custodial  Account to make such Monthly  Advances.
The Company  shall  deposit any portion of the Amount Held for Future  Distribution  used to pay Monthly Advances into the Custodial  Account on any future Remittance Date to the extent that the funds that are available in the Custodial  Account for  remittance to the Purchaser on such  Remittance  Date are less than the amount of  payments  required  to be made to the
Purchaser on such Remittance Date.

       The "Amount  Held for Future  Distribution"  as to any  Remittance  Date shall be the total  of the  amounts  held in the  Custodial  Account  at the  close  of  business  on the preceding  Determination  Date which were received  after the Cut-off Date on account of (i)
Liquidation Proceeds,  Insurance Proceeds, and Principal Prepayments received or made in the month of such Remittance  Date, and (ii) payments which represent early receipt of scheduled payments of  principal  and interest  due on a date or dates  subsequent  to the related Due
Date.

      The Company's  obligation  to make such Monthly  Advances as to any Mortgage Loan will continue  through the last Monthly  Payment due prior to the payment in full of the Mortgage
Loan,  or through  the  Remittance  Date prior to the date on which the  Mortgaged  Property liquidates  (including  Insurance  Proceeds,  proceeds  from  the  sale of REO  Property  or
Condemnation  Proceeds)  with  respect to the  Mortgage  Loan unless the Company  deems such advance to be  nonrecoverable.  In such event, the Company shall deliver to the Purchaser an
Officer's  Certificate  of the  Company to the effect  that an  officer of the  Company  has reviewed  the  related  Mortgage  File and has made the  reasonable  determination  that any additional advances are nonrecoverable.

      Section 5.04      Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition  thereof by the
Purchaser  pursuant  to a  deed-in-lieu  of  foreclosure,  the Company  shall  submit to the
Purchaser a liquidation  report with respect to such  Mortgaged  Property in a form mutually acceptable to Company and  Purchaser.  The Company shall also provide  reports on the status of REO Property containing such information as Purchaser may reasonably require.

                                         ARTICLE VI

                                GENERAL SERVICING PROCEDURES

      Section 6.01      Assumption Agreements.

      The  Company  will,  to the  extent  it has  actual  knowledge  of any  conveyance  or prospective  conveyance  by any  Mortgagor of the  Mortgaged  Property  (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the Mortgage Note and/or the  Mortgage),  exercise its rights to accelerate the maturity of such Mortgage  Loan under any  "due-on-sale"  clause to the extent  permitted by law;  provided,  however,  that the Company shall not exercise any such rights if prohibited by law or the terms of the  Mortgage  Note from doing so or if the  exercise  of such rights would  impair or  threaten  to  impair  any  recovery  under the  related  Primary  Mortgage
Insurance  Policy or Lender  Primary  Mortgage  Insurance  Policy,  if any.  If the  Company
reasonably believes it is unable under applicable law to enforce such "due-on-sale"  clause, the Company will enter into an  assumption  agreement  with the person to whom the Mortgaged
Property  has been  conveyed or is proposed  to be  conveyed,  pursuant to which such person becomes  liable under the Mortgage  Note and, to the extent  permitted by  applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed pursuant to this
Section 6.01, the Company,  with the prior consent of the Purchaser and the primary mortgage insurer,  if any, is authorized to enter into a substitution of liability agreement with the person to whom the  Mortgaged  Property  has been  conveyed  or is  proposed  to be conveyed pursuant to which the  original  mortgagor  is released  from  liability  and such Person is substituted  as mortgagor  and becomes  liable  under the related  Mortgage  Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

      In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the  underwriting  practices and procedures of the Company.  With respect to an assumption or  substitution  of liability,  the Mortgage  Interest Rate borne by the related
Mortgage  Note,  the amount of the Monthly  Payment and the maturity date may not be changed
(except  pursuant  to the  terms  of the  Mortgage  Note).  If the  credit  of the  proposed transferee does not meet such underwriting  criteria,  the Company  diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law,  accelerate the maturity  of the  Mortgage  Loan.  The  Company  shall  notify the  Purchaser  that any such substitution  of liability or assumption  agreement has been  completed by forwarding to the
Purchaser the original of any such substitution of liability or assumption agreement,  which document  shall be added to the  related  Mortgage  File and  shall,  for all  purposes,  be considered  a part of such  Mortgage  File to the same  extent  as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

      Notwithstanding  the foregoing  paragraphs  of this Section or any other  provision of this  Agreement,  the  Company  shall not be deemed  to be in  default,  breach or any other violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage Loan by operation  of law or any  assumption  which  the  Company  may  be  restricted  by law  from preventing,  for any  reason  whatsoever.  For  purposes  of this  Section  6.01,  the  term
"assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject  to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 6.02      Satisfaction of Mortgages and Release of
Mortgage Files.

      Upon the  payment in full of any  Mortgage  Loan,  or the  receipt by the Company of a notification  that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately  notify the Purchaser by a certification,  which  certification shall  include a  statement  to the effect  that all  amounts  received or to be received in connection  with such payment  which are required to be deposited in the  Custodial  Account pursuant  to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser.  The
Purchaser  shall no later than five (5) Business  Days after  receipt of such  certification and  request,  release or cause to be released to the  Company,  the related  Mortgage  Loan
Documents and, upon its receipt of such  documents,  the Company shall promptly  prepare and deliver to the  Purchaser  the  requisite  satisfaction  or release.  No later than five (5)
Business Days following its receipt of such  satisfaction  or release,  the Purchaser  shall deliver,  or cause to be  delivered,  to the Company the  release or  satisfaction  properly executed by the owner of record of the applicable  mortgage or its duly  appointed  attorney in fact. No expense  incurred in connection  with any instrument of  satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

      In the event the Company  satisfies  or releases a Mortgage  without  having  obtained payment  in  full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise prejudice  any right the  Purchaser  may have under the mortgage  instruments,  the Company, upon written  demand,  shall remit within two (2) Business  Days to the  Purchaser  the then outstanding  principal  balance  of the  related  Mortgage  Loan by  deposit  thereof in the
Custodial  Account.  The Company  shall  maintain the Fidelity Bond and errors and omissions insurance  insuring the Company against any loss it may sustain with respect to any Mortgage
Loan not satisfied in accordance with the procedures set forth herein.

      From time to time and as appropriate  for the servicing or foreclosure of the Mortgage
Loan,  including for the purpose of collection under any Primary  Mortgage  Insurance Policy or Lender  Primary  Mortgage  Insurance  Policy,  the Purchaser  shall,  upon request of the
Company and delivery to the Purchaser of a servicing receipt signed by a Servicing  Officer, release  the  portion  of the  Mortgage  File held by the  Purchaser  to the  Company.  Such servicing  receipt shall  obligate the Company to return the related  Mortgage  documents to the Purchaser  when the need therefor by the Company no longer  exists,  unless the Mortgage
Loan has been  liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited  in the  Custodial  Account or the Mortgage  File or such  document has been delivered to an  attorney,  or to a public  trustee or other public  official as required by law, for  purposes of  initiating  or pursuing  legal  action or other  proceedings  for the foreclosure of the Mortgaged Property either judicially or  non-judicially,  and the Company has  delivered to the Purchaser a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was delivered and the purpose or purposes of such  delivery.  Upon receipt of a certificate of a Servicing
Officer  stating that such Mortgage  Loan was  liquidated,  the  servicing  receipt shall be released by the Purchaser to the Company.

      Section 6.03      Servicing Compensation.

      As compensation for its services hereunder,  the Company shall be entitled to withdraw from the  Custodial  Account (to the extent of interest  payments  collected on the Mortgage
Loans) or to retain from  interest  payments  collected on the Mortgage  Loans,  the amounts provided for as the Company's Servicing Fee, subject to payment of compensating  interest on
Principal  Prepayments  as capped by the  Servicing  Fee  pursuant  to Section  5.01  (iii).
Additional  servicing  compensation  in the form of assumption  fees, as provided in Section
6.01, and late payment  charges or otherwise  shall be retained by the Company to the extent not required to be deposited in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with  partial  Monthly  Payments.  The Company  shall be required to pay all expenses incurred by it in connection with its servicing  activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

      Section 6.04      Annual Statement as to Compliance.

      The Company will deliver to the Purchaser and the Master  Servicer not later  February
28 of each year beginning in February  2005, an Officers'  Certificate  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding calendar year and of  performance  under this  Agreement has been made under such  officers'
supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the
Company has fulfilled all of its obligations under this Agreement  throughout such year, or, if there has been a default in the fulfillment of any such obligation,  specifying each such default  known to such  officers  and the  nature  and  status of cure  provisions  thereof.
Copies of such statement shall be provided by the Company to the Purchaser upon request.

      Section 6.05      Annual Independent Certified Public
                        Accountants' Servicing Report.

      On or before  February 28 of each year beginning  February 28, 2005 the Company at its expense  shall  cause a firm of  independent  public  accountants  which is a member  of the
American  Institute of Certified Public  Accountants to furnish a statement to the Purchaser to the effect that such firm has  examined  certain  documents  and records  relating to the
Company's  servicing of mortgage  loans of the same type as the Mortgage  Loans  pursuant to servicing agreements  substantially similar to this Agreement,  which agreements may include this Agreement,  and that, on the basis of such an examination,  conducted  substantially in the uniform single audit program for mortgage bankers,  such firm is of the opinion that the
Company's  servicing has been conducted in compliance with the agreements  examined pursuant to this  Section  6.05,  except for (i) such  exceptions  as such firm  shall  believe to be immaterial,  and (ii) such other exceptions as shall be set forth in such statement.  Copies of such  statement  shall  be  provided  by the  Company  to the  Purchaser  and the  Master
Servicer.  In addition,  on an annual basis, Company shall provided Purchaser with copies of its audited financial statements.

      Section 6.06      Purchaser's Right to Examine Company
Records.

      The  Purchaser  shall  have the  right  to  examine  and  audit  at its  expense  upon reasonable  notice to the Company,  during business hours or at such other times as might be reasonable under applicable circumstances,  any and all of the books, records, documentation or other information of the Company,  or held by another for the Company or on its behalf or otherwise,  which  relates to the  performance  or  observance  by the Company of the terms, covenants or conditions of this Agreement.

      The Company shall provide to the  Purchaser  and any  supervisory  agents or examiners representing a state or federal  governmental agency having jurisdiction over the Purchaser, including  but  not  limited  to  OTS,  FDIC  and  other  similar  entities,  access  to any documentation  regarding  the Mortgage  Loans in the  possession of the Company which may be required by any applicable  regulations.  Such access shall be afforded without charge, upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

      Section 6.07      Annual Certification.

(a)   For so long as the Mortgage  Loans are being master  serviced by the Master  Servicer, by February 28th of each year (or if not a Business Day, the immediately  preceding Business
Day), or at any other time upon thirty (30) days written request,  an officer of the Company shall execute and deliver an Officer's  Certificate to the Purchaser and the Master Servicer
for the benefit of the Purchaser and the Master Servicer and their  officers,  directors and affiliates, certifying as to the following matters:

(i)   Based on my knowledge,  the  information in the Annual  Statement of  Compliance,  the
               Annual  Independent  Public  Accountant's   Servicing  Report  and  all
               servicing  reports,   officer's   certificates  and  other  information
               relating  to the  servicing  of the  Mortgage  Loans  submitted  to the
               Master  Servicer  taken  as  a  whole,  does  not  contain  any  untrue statement  of a  material  fact  or  omit  to  state  a  material  fact necessary to make the  statements  made, in light of the  circumstances under which such  statements  were made,  not misleading as of the date of this certification;

(ii)  The  servicing  information  required  to be  provided  to the Master  Servicer by the
               Company under this Agreement has been provided to the Master Servicer;

(iii)  I am  responsible  for  reviewing the  activities  performed by the Company under the
               Agreement  and based upon the review  required by this  Agreement,  and except as  disclosed  in the  Annual  Statement  of  Compliance  or the
               Annual  Independent Public  Accountant's  Servicing Report submitted to the  Master  Servicer,  the  Company  has,  as  of  the  date  of  this certification fulfilled its obligations under this Agreement; and

         (iv)     I  have   disclosed   to  the  Master   Servicer   all   significant
            deficiencies  relating  to  the  Company's  compliance  with  the  minimum servicing  standards in accordance  with a review  conducted in compliance with the  Uniform  Single  Attestation  Program  for  Mortgage  Bankers or
            similar standard as set forth in the Agreement.

(b)   The Company shall  indemnify and hold harmless the Purchaser and Master Servicer and their  officers,  directors,  agents and  affiliates  from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable  legal fees and related  costs, judgments  and other costs and  expenses  arising out of or based upon a breach by the
Company or any of its officers,  directors,  agents or  affiliates of its  obligations under this  Section 6.07 or the  negligence,  bad faith or willful  misconduct  of the
Company  in  connection  therewith.  If the  indemnification  provided  for  herein is unavailable or  insufficient to hold harmless the Purchaser or Master  Servicer,  then the  Company  agrees  that it shall  contribute  to the amount  paid or payable by the
Purchaser  or  Master  Servicer  as  a  result  of  the  losses,  claims,  damages  or liabilities of the Purchaser or Master  Servicer in such  proportion as is appropriate to reflect the relative fault of the Purchaser or Master  Servicer on the one hand and the  Company on the other in  connection  with a breach of the  Company's  obligations under this Section 6.07 or the Company's  negligence,  bad faith or willful misconduct in connection therewith.

                                        ARTICLE VII

                             REPORTS TO BE PREPARED BY SERVICER

      Section 7.01      Company Shall Provide Information as
Reasonably Required.

      The Company  shall furnish to the Purchaser  during the term of this  Agreement,  such periodic,  special or other reports,  information or documentation,  whether or not provided for herein,  as shall be necessary,  reasonable or  appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the  performance of the Company under this
Agreement,  including  any reports,  information  or  documentation  reasonably  required to comply with any regulations  regarding any supervisory  agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance  with such applicable instructions  and  directions as the Purchaser  may  reasonably  request in relation to this
Agreement or the  performance  of the Company under this  Agreement.  The Company  agrees to execute and deliver all such  instruments  and take all such action as the  Purchaser,  from time to time,  may  reasonably  request in order to effectuate  the purpose and to carry out the terms of this Agreement.

      In connection with marketing the Mortgage  Loans,  the Purchaser may make available to a prospective  purchaser audited  financial  statements of the Company for the most recently completed  two (2)  fiscal  years for which  such  statements  are  available,  as well as a
Consolidated  Statement of Condition at the end of the last two (2) fiscal years  covered by any Consolidated  Statement of Operations.  If it has not already done so, the Company shall furnish  promptly to the  Purchaser  or a  prospective  purchaser  copies of the  statements specified above.

      The Company  shall make  reasonably  available  to the  Purchaser  or any  prospective
Purchaser a  knowledgeable  financial  or  accounting  officer for the purpose of  answering questions  and to permit any  prospective  purchaser  to  inspect  the  Company's  servicing facilities  for the purpose of satisfying  such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                        ARTICLE VIII

                                        THE SERVICER

      Section 8.01      Indemnification; Third Party Claims.

      The Company  agrees to indemnify the  Purchaser  and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the  failure of the  Company to observe  and  perform  its  duties,  obligations, covenants,  and  agreements to service the Mortgage  Loans in  compliance  with the terms of this Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages, penalties,  fines, forfeitures,  legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a representation  or warranty set forth in Sections 3.01 or
3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party against  Company with respect to this Agreement or the Mortgage Loans, assume  (with the  consent  of the  Purchaser)  the  defense  of any such  claim and pay all expenses in  connection  therewith,  including  counsel  fees,  whether or not such claim is settled prior to judgment,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company shall follow any written  instructions  received from the Purchaser in connection  with such claim.  The Purchaser  shall promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences except when the claim relates to the failure of the
Company to  service  and  administer  the  Mortgages  in  compliance  with the terms of this
Agreement,  the breach of  representation or warranty set forth in Sections 3.01 or 3.02, or the gross  negligence,  bad faith or willful  misconduct of Company.  The provisions of this
Section  8.01  shall  survive  termination  of  this  Agreement.  Nothing  herein  shall  be construed  to impose  any  liability  on the  Company  in the event it has,  in good  faith, complied with any  instructions of Purchaser,  which  instructions are contrary to the terms and provisions of this agreement.

      Section 8.02      Merger or Consolidation of the Company.

      The  Company  will keep in full  effect  its  existence,  rights and  franchises  as a corporation  under the laws of the state of its  incorporation  except as permitted  herein, and will obtain and preserve its  qualification  to do business as a foreign  corporation in each  jurisdiction  in which such  qualification  is or shall be  necessary  to protect  the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Company may be merged or  consolidated,  or any  corporation resulting  from any merger,  conversion  or  consolidation  to which the Company  shall be a party,  or any Person  succeeding  to the business of the Company  whether or not related to loan servicing,  shall be the successor of the Company  hereunder,  without the execution or filing of any paper or any further act on the part of any of the  parties  hereto,  anything herein to the contrary notwithstanding;  provided,  however, that the successor or surviving
Person,  or  the  parent  company  of  such  successor  or  surviving  Person,  shall  be an institution  (i)  having a GAAP  net  worth  not  less  than  $25,000,000,  (ii)  which is a
HUD-approved  mortgagee whose primary business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC  approved  seller/servicer  in good standing;  provided,  however,  that if such  successor or surviving  Person does not have a
GAAP net worth of at least  $25,000,000,  the parent  company of such successor or surviving
Person  shall act as  guarantor  with  respect to such  successor's  obligations  under this
Agreement.

      Section 8.03      Limitation on Liability of the Company and
Others.

      Neither the Company nor any of the officers,  employees or agents of the Company shall be under any  liability to the  Purchaser  for any action taken or for  refraining  from the taking of any action in good faith  pursuant  to this  Agreement,  or for errors in judgment made in good faith; provided,  however, that this provision shall not protect the Company or any such person against any breach of warranties or representations  made herein, or failure to  perform  its  obligations  in  compliance  with any  standard  of care set forth in this
Agreement,  or any liability which would  otherwise be imposed by reason of negligence,  bad faith or willful  misconduct,  or any breach of the terms and conditions of this  Agreement.
The Company and any officer,  employee or agent of the Company may rely in good faith on any document  of any  kind  prima  facie  properly  executed  and  submitted  by  the  Purchaser respecting any matters arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service the Mortgage  Loans in accordance  with this  Agreement and which in its  reasonable opinion may involve it in any expenses or  liability;  provided,  however,  that the Company may,  with  the  consent  of the  Purchaser,  undertake  any such  action  which it may deem necessary  or  desirable  in  respect  to this  Agreement  and the  rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the
Purchaser will be liable,  and the Company shall be entitled to be reimbursed  therefor from the Purchaser upon written demand.

      Section 8.04      Company Not to Assign or Resign.

      The Company shall not assign this Agreement or resign from the  obligations and duties hereby  imposed on it except by mutual  consent of the Company and the Purchaser or upon the determination  that its duties hereunder are no longer  permissible under applicable law and such  incapacity  cannot be cured by the  Company.  Any such  determination  permitting  the resignation  of the  Company  shall be  evidenced  by an Opinion  of Counsel to such  effect delivered  to the  Purchaser  which  Opinion  of  Counsel  shall  be in form  and  substance acceptable to the Purchaser.  No such  resignation  shall become effective until a successor shall have assumed the Company's  responsibilities  and obligations  hereunder in the manner provided in Section 11.01.

      Section 8.05      No Transfer of Servicing.

      With respect to the retention of the Company to service the Mortgage Loans  hereunder, the  Company  acknowledges  that the  Purchaser  has acted in  reliance  upon the  Company's independent status, the adequacy of its servicing facilities,  plan, personnel,  records and procedures,  its integrity,  reputation and financial standing and the continuance  thereof.
Without in any way limiting the  generality  of this  Section,  the Company shall not either assign this Agreement or the servicing  hereunder or delegate its rights or duties hereunder or any portion  thereof,  or sell or otherwise  dispose of all or  substantially  all of its property or assets,  other than in the normal course of business,  without the prior written approval of the Purchaser,  which consent shall not be unreasonably withheld;  provided that the Company may assign the  Agreement  and the  servicing  hereunder  without the consent of
Purchaser to an  affiliate of the Company to which all  servicing of the Company is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved  servicer and (ii) if it is intended  that such  affiliate be spun off to the  shareholders  of the Company,  such affiliate  have a GAAP net worth of at least  $25,000,000  and (iii)  such  affiliate  shall deliver to the Purchaser a certification  pursuant to which such affiliate shall agree to be bound by the terms and  conditions of this  Agreement and shall certify that such  affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing..

      Without in any way limiting the  generality  of this Section  8.05,  in the event that the Company either shall assign this Agreement or the servicing  responsibilities  hereunder or  delegate  its duties  hereunder  or any  portion  thereof  without  (i)  satisfying  the requirements  set forth herein or (ii) the prior written consent of the Purchaser,  then the
Purchaser  shall have the right to  terminate  this  Agreement,  without  any payment of any penalty or damages and  without any  liability  whatsoever  to the Company  (other than with respect to accrued but unpaid  Servicing Fees and Servicing  Advances  remaining  unpaid) or any third party.

                                         ARTICLE IX

                                          DEFAULT

      Section 9.01      Events of Default.

      In case one or more of the following  Events of Default by the Company shall occur and be continuing, that is to say:

      (i) any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of one (1)
Business Day; or

      (ii)  failure on the part of the  Company  duly to observe or perform in any  material respect any other of the  covenants  or  agreements  on the part of the Company set forth in this Agreement  which  continues  unremedied for a period of thirty (30) days after the date on which  written  notice of such  failure  shall  have  been  given to the  Company  by the
Purchaser, and the remedial period provided for herein has expired; or

      (iii) a  decree  or  order  of a court  or  agency  or  supervisory  authority  having jurisdiction  for  the  appointment  of a  conservator  or  receiver  or  liquidator  in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets and  liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against  the  Company  and  such  decree  or order  shall  have  remained  in force undischarged or unstayed for a period of sixty (60) days; or

      (iv) the Company shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshalling of assets and liabilities  or similar  proceedings  of or relating to the Company or of or relating to all or substantially all of its property; or

      (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they  become  due,  file a  petition  to take  advantage  of any  applicable  insolvency  or reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (vi) Company  ceases to be approved by either  Fannie Mae or FHLMC as a mortgage  loan seller or servicer for more than thirty (30) days; or

      (vii) the Company  attempts to assign its right to  servicing  compensation  hereunder or the Company attempts,  without the consent of the Purchaser, to sell or otherwise dispose of all or  substantially  all of its  property or assets or to assign this  Agreement or the servicing  responsibilities  hereunder  or to delegate  its duties  hereunder or any portion thereof; or

      (viii)  the  Company  ceases to be (a)  licensed  to service  first  lien  residential mortgage  loans in any  jurisdiction  in which a  Mortgaged  Property  is  located  and such licensing is required,  and (b) qualified to transact business in any jurisdiction  where it is currently so  qualified,  but only to the extent such  non-qualification  materially  and adversely affects the Company's ability to perform its obligations hereunder; or

      (ix)  the  Company  fails  to meet  the  eligibility  criteria  set  forth in the last sentence of Section 8.02; or

      (x)   failure by the Company to duly  perform,  within the required  time period,  its obligations  under Section 6.04,  6.05 or 6.07,  which failure  continues  unremedied  for a period  of  fifteen  (15)  days  after the date on which  written  notice  of such  failure, requiring  the same to be  remedied,  shall have been  given to the  Company by any party to this Agreement or by the Master Servicer.

      Then,  and in each and every such case,  so long as an Event of Default shall not have been remedied, the Purchaser,  by notice in writing to the Company (except in the case of an
Event of Default under clauses (iii),  (iv) or (v) above, in which case,  automatically  and without  notice)  Company may, in addition to whatever  rights the  Purchaser may have under
Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Company under this
Agreement and in and to the Mortgage  Loans and the proceeds  thereof  without  compensating the Company for the same.  On or after the  receipt by the  Company of such  written  notice
(or, in the case of an Event of Default under  clauses  (iii),  (iv) or (v) above,  in which case,  automatically and without notice),  all authority and power of the Company under this
Agreement,  whether with respect to the Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01. Upon written request from the
Purchaser,  the Company shall prepare,  execute and deliver, any and all documents and other instruments,  place in such successor's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary or  appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related  documents,  or  otherwise,  at the Company's  sole  expense.  The Company agrees to cooperate  with the Purchaser and such  successor in effecting the  termination of the Company's  responsibilities  and rights hereunder,  including,  without limitation,  the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Company to the  Custodial  Account or Escrow  Account or  thereafter received with respect to the Mortgage Loans or any REO Property.

      Section 9.02      Waiver of Defaults.

      The  Purchaser  may waive only by written  notice  any  default by the  Company in the performance of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent expressly so waived in writing.

                                         ARTICLE X

                                        TERMINATION

      Section 10.01     Termination.

            The respective  obligations and  responsibilities of the Company shall terminate upon: (i) the later of the final payment or other  liquidation  (or any advance with respect thereto) of the last  Mortgage  Loan and the  disposition  of all remaining REO Property and the remittance of all funds due hereunder;  or (ii) by mutual consent of the Company and the
Purchaser in writing; or (iii) termination with cause under the terms of this Agreement;  or
(iv) at the Purchaser's option and upon written notice to the Company,  if any Mortgage Loan becomes 90 days or greater delinquent in payment of a scheduled Monthly Payment,  but solely with  respect to such  Mortgage  Loan;  or (v) at the  Purchaser's  option and upon  written notice  to the  Company,  if the sum of all  Mortgage  Loans  that  are 90  days or  greater delinquent  in payment of a scheduled  Monthly  Payment,  (including  those  Mortgage  Loans subject to bankruptcy,  currently in foreclosure and any REO Properties),  exceeds 7% of the aggregate  total  principal  amount of all  Mortgage  Loans  serviced  hereunder;  provided, however,  that the  Purchaser  shall not have the right to  terminate  the  Company  if such delinquencies,  bankruptcies and REO properties are resulting from acts beyond the Company's control,  including, but not limited to, acts of God, strikes,  lockouts, riots, acts of war
or   terrorism,   epidemics,   nationalization,    expropriation,   currency   restrictions,
communication line failures,  power failures,  earthquakes or other natural  disasters.  For termination in accordance with clause (iv) of this  subsection,  the Company shall be deemed to have been  terminated  with cause and the  provisions  of Section  9.01 shall  apply with respect  to  such  termination.  For  termination  in  accordance  with  clause  (v) of this subsection,  the Company shall remain as "Company" under this Agreement,  however  servicing shall  transfer  to the  Purchaser  or its  designee  as  subservicer  for the  Company,  in accordance  with a  subservicing  agreement to be provided to the Company by the  Purchaser, and  the  Purchaser  shall  be  paid  a  subservicing  fee  of  10  basis  points  for  such subservicing.  Simultaneously  with any  such  termination  and the  transfer  of  servicing hereunder,  the Company shall be entitled to be  reimbursed  for any  outstanding  Servicing
Advances and Monthly Advances.

                                         ARTICLE XI

                                  MISCELLANEOUS PROVISIONS

      Section 11.01     Successor to the Company.

      Prior to  termination  of Company's  responsibilities  and duties under this Agreement pursuant to Sections 4.13,  8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's  responsibilities,  rights,  duties and obligations under this Agreement,  or (ii) appoint a successor having the characteristics set forth in Section
8.02  hereof and which shall  succeed to all rights and assume all of the  responsibilities, duties and  liabilities  of the Company under this  Agreement  prior to the  termination  of
Company's responsibilities,  duties and liabilities under this Agreement. In connection with such  appointment  and  assumption,  the  Purchaser  may  make  such  arrangements  for  the compensation  of such  successor out of payments on Mortgage Loans as the Purchaser and such successor  shall  agree.  In the  event  that the  Company's  duties,  responsibilities  and liabilities  under  this  Agreement  should be  terminated  pursuant  to the  aforementioned
Sections,  the Company shall  discharge such duties and  responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this
Agreement,  and shall take no action whatsoever that might impair or prejudice the rights or financial  condition of its successor.  The  resignation  or removal of Company  pursuant to the aforementioned  Sections shall not become effective until a successor shall be appointed pursuant to this  Section and shall in no event  relieve the Company of the  representations and warranties made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such  Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company notwithstanding  any such  resignation or termination of the Company,  or the termination of this Agreement.

      Any successor  appointed as provided herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such  appointment,  whereupon such successor shall become fully vested with all the rights, powers,  duties,  responsibilities, obligations  and  liabilities of the Company,  with like effect as if originally  named as a party to this  Agreement.  Any  termination  or resignation of the Company or this Agreement pursuant  to  Section  4.13,  8.04,  9.01 or 10.01  shall not  affect  any  claims  that the
Purchaser may have against the Company arising prior to any such termination or resignation.

      The  Company  shall  promptly  deliver  to the  successor  the funds in the  Custodial
Account and the Escrow Account and the Mortgage  Files and related  documents and statements held by it  hereunder  and the  Company  shall  account  for all funds.  The  Company  shall execute and deliver  such  instruments  and do such other  things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights, powers,  duties,  responsibilities,  obligations and liabilities of the Company.  Within ten
(10) Business Days of the execution and delivery of such  instruments,  the successor  shall reimburse  the  Company for  unrecovered  Servicing  Advances  which the  successor  retains hereunder  and which would  otherwise  have been  recovered by the Company  pursuant to this
Agreement but for the appointment of the successor servicer.

      Upon a successor's  acceptance  of  appointment  as such,  the Company shall notify by mail the Purchaser of such appointment.

      Section 11.02     Amendment.

      This  Agreement  may be amended from time to time by the Company and the  Purchaser by written agreement signed by the Company and the Purchaser.

      Section 11.03     Recordation of Agreement.

      To the extent  permitted by applicable  law, this  Agreement is subject to recordation in all  appropriate  public  offices for real property  records in all the counties or other comparable  jurisdictions  in which  any of the  properties  subject  to the  Mortgages  are situated,  and  in  any  other  appropriate  public  recording  office  or  elsewhere,  such recordation  to be effected  by the Company at the  Company's  expense on  direction  of the
Purchaser  accompanied  by an  opinion  of  counsel  to the  effect  that  such  recordation materially  and  beneficially  affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

      Section 11.04     Governing Law.

      This  Agreement  and the related  Term Sheet shall be  governed  by and  construed  in accordance with the laws of the State of New York except to the extent  preempted by Federal law. The  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

      Section 11.05     Notices.

      Any demands,  notices or other communications permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if personally  delivered at or mailed by registered  mail,  postage prepaid,  and return receipt  requested or certified mail,  return  receipt  requested,  or  transmitted  by telex,  telegraph or telecopier  and confirmed by a similar mailed writing, as follows:

      (i)   if to the Company:

            HomeBanc Mortgage Corporation
            2002 Summit Boulevard, Suite 100
            Atlanta, GA 30319 Attention:
            Debra F. Watkins, EVP Capital Markets & Treasury
            Telecopier No.:  (404) 705-2301

            With a copy to:

            HomeBanc Mortgage Corporation
            2002 Summit Boulevard, Suite 100
            Atlanta, GA 30319
            Attention:  General Counsel
            Telecopier No.:  (404) 303-4069

      (ii) if to the Purchaser:

            EMC Mortgage Corporation
            Mac Arthur Ridge II,
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ms. Raylene Ruyle
            Telecopier No.:

            With a copy to:

            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention:  Michelle Sterling

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

      Section 11.06     Severability of Provisions.

      Any part,  provision,  representation  or warranty of this  Agreement  and the related
Term  Sheet  which  is  prohibited  or which  is held to be void or  unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof.  Any part,  provision,  representation  or  warranty  of this
Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage Loan shall not  invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law that prohibits or renders void or unenforceable  any provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this Agreement  shall deprive any party of the  economic  benefit  intended  to be  conferred  by this  Agreement,  the  parties  shall negotiate,  in good faith,  to develop a structure the economic effect of which is nearly as possible  the  same  as the  economic  effect  of  this  Agreement  without  regard  to such invalidity.

      Section 11.07     Exhibits.

      The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

      Section 11.08     General Interpretive Principles.

      For purposes of this Agreement,  except as otherwise  expressly provided or unless the context otherwise requires:

      (i)         the terms defined in this Agreement have the meanings  assigned to them in this  Agreement  and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

      (ii)        accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

      (iii)       references herein to "Articles", "Sections",  Subsections",  "Paragraphs",
and  other  subdivisions  without  reference  to a  document  are  to  designated  Articles,
Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (iv)        a reference to a Subsection  without  further  reference to a Section is a reference  to such  Subsection  as  contained  in the same  Section  in which the  reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (v)   the words  "herein",  "hereof ",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (vi)        the term "include" or "including" shall mean without  limitation by reason of enumeration; and

      (vii)       headings of the Articles and Sections in this  Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

      Section 11.09     Reproduction of Documents.

      This Agreement and all documents relating thereto, including,  without limitation, (i)
consents,  waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents received by any party at the  closing,  and (iii)  financial  statements,  certificates  and other information previously or hereafter furnished,  may be reproduced by any photographic, photostatic,  microfilm,  micro-card,  miniature  photographic or other similar process. The parties  agree that any such  reproduction  shall be  admissible in evidence as the original itself in any  judicial  or  administrative  proceeding,  whether or not the  original is in existence and whether or not such  reproduction was made by a party in the regular course of business,  and that any enlargement,  facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.10     Confidentiality of Information.

      Each party recognizes that, in connection with this Agreement,  it may become privy to non-public  information  regarding the financial condition,  operations and prospects of the other  party.  Each party  agrees to keep all  non-public  information  regarding  the other party strictly  confidential,  and to use all such information solely in order to effectuate the purpose of the Agreement,  provided that each party may provide confidential information to its employees,  agents and  affiliates who have a need to know such  information in order to effectuate  the  transaction,  provided  further that such  information  is identified as confidential non-public information.  In addition,  confidential information may be provided to a regulatory  authority with supervisory power over Purchaser,  provided such information is identified as confidential non-public information.

      Section 11.11     Recordation of Assignments of Mortgage.

      For each Mortgage Loan that is not a MERS  Mortgage  Loan, to the extent  permitted by applicable law, each of the Assignments is subject to recordation in all appropriate  public offices for real property records in all the counties or other  comparable  jurisdictions in which any or all of the  Mortgaged  Properties  are situated,  and in any other  appropriate public  recording  office  or  elsewhere,  such  recordation  to be  effected  by and at the
Company's  expense in the event  recordation  is either  necessary  under  applicable law or requested by the Purchaser at its sole option.

      Section 11.12     Assignment.

      The  Purchaser  shall have the right,  without  the consent of the  Company,  to assign,  in whole or in part,  its interest under this Agreement with respect to some or all of the  Mortgage  Loans,  and  designate  any person to exercise any rights of the Purchaser  hereunder,  by executing an Assignment  and  Assumption
      Agreement  substantially  in the form of  Exhibit D hereto and the  assignee  or designee shall accede to the rights and  obligations  hereunder of the Purchaser with  respect  to such  Mortgage  Loans.  In no  event  shall  Purchaser  sell a partial  interest in any Mortgage  Loan without the written  consent of Company,
      which  consent  shall  not  be  unreasonably   denied.  All  references  to  the
      Purchaser  in this  Agreement  shall  be  deemed  to  include  its  assignee  or designee.  The  Company  shall  have the  right,  only with the  consent  of the
      Purchaser or otherwise in accordance  with this Agreement,  to assign,  in whole or in part,  its interest  under this  Agreement  with respect to some or all of the Mortgage Loans.

      Section 11.13     No Partnership.

      Nothing herein  contained shall be deemed or construed to create a  co-partnership  or joint venture  between the parties  hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

      Section 11.14     Execution: Successors and Assigns.

      This  Agreement  may be  executed  in one or more  counterparts  and by the  different parties hereto on separate  counterparts,  each of which, when so executed,  shall be deemed to  be an  original;  such  counterparts,  together,  shall  constitute  one  and  the  same agreement.  Subject to this Agreement  shall inure to the benefit of and be binding upon the
Company and the Purchaser and their respective successors and assigns.

      Section 11.15     Entire Agreement.

      The Company acknowledges that no representations,  agreements or promises were made to the  Company by the  Purchaser  or any of its  employees  other than those  representations,
agreements  or  promises  specifically  contained  herein  and  in  the  Confirmation.   The
Confirmation  and  this  Agreement  and  the  related  Term  Sheet  sets  forth  the  entire understanding  between the parties hereto;  provided,  however,  only this Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency  between the  Confirmation  and this  Agreement,  this  Agreement and the related Term Sheet shall control.

      Section 11.16.  No Solicitation.

      From and after the Closing Date,  the Company  agrees that it will not take any action or  permit  or  cause  any  action  to be  taken  by any of its  agents  or  affiliates,  to personally,  by telephone or mail,  solicit the borrower or obligor  under any Mortgage Loan to refinance the Mortgage  Loan, in whole or in part,  without the prior written  consent of the  Purchaser.  Notwithstanding  the  foregoing,  it is  understood  and  agreed  that  (i)
promotions  undertaken  by the Company or any affiliate of the Company which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall consist primarily  of the Mortgage  Loans,  including,  without  limitation,  mass mailing  based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and
(ii)  responses to  unsolicited  requests or inquiries  made by a Mortgagor or an agent of a
Mortgagor,  shall not constitute  solicitation  under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any
Mortgagor  for any other  financial  products or  services.  The Company  shall use its best efforts  to  prevent  the  sale of the name of any  Mortgagor  to any  Person  who is not an affiliate of the Company, other than as permitted by law.

      Section 11.17.  Closing.

      The closing for the purchase  and sale of the  Mortgage  Loans shall take place on the related  Closing  Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree, or conducted in person,  at such place as the parties shall agree.

      The closing for the Mortgage  Loans to be purchased on the related  Closing Date shall be subject to each of the following conditions:

      (a)   at least one (1) Business  Day prior to the related  Closing  Date,  the Company shall deliver to the  Purchaser a magnetic  diskette,  or transmit by modem,  a listing on a loan-level  basis  of the  information  contained  in the  related  Mortgage  Loan  Schedule attached to the related Term Sheet;

      (b)   all of the  representations  and  warranties of the Company under this Agreement shall be materially  true and correct as of the related Closing Date and no event shall have occurred  which,  with notice or the passage of time,  would  constitute a material  default under this Agreement;

      (c)   the Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have received in escrow,  all documents  required  pursuant to this  Agreement,  the related Term
Sheet, an opinion of counsel and an officer's  certificate,  all in such forms as are agreed upon and  acceptable  to the  Purchaser,  duly  executed by all  signatories  other than the
Purchaser as required pursuant to the terms hereof;

      (d)   the  Company  shall  have  delivered  and  released  to the  Purchaser  (or  its designee) on or prior to the related  Closing Date all  documents  required  pursuant to the terms of this Agreement and the related Term Sheet; and

      (e)   all other terms and  conditions  of this  Agreement,  the related Term Sheet and the Confirmation shall have been materially complied with.

      Subject to the foregoing  conditions,  the  Purchaser  shall pay to the Company on the related Closing Date the Purchase Price,  plus accrued interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately  available funds to the account  designated by the Company.

      Section 11.18.    Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)    one or more  third  party  purchasers  in one or more in whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit D hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this Agreement.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2)  to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by  the
Purchaser;  (3) to restate the representations and warranties set forth in this Agreement as of the  settlement  or  closing  date  in  connection  with  such  Reconstitution  (each,  a
"Reconstitution  Date").  In that connection,  the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such  Reconstitution:  (i) any and all information (including servicing portfolio information) and appropriate  verification of information  (including  servicing portfolio  information) which may be reasonably available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the
Purchaser or any such other participant shall request upon reasonable  demand; and (ii) such additional  representations,  warranties,  covenants,  opinions  of  counsel,  letters  from auditors,  and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the  Purchaser or any such other  participant.  In connection with each  Pass-Through  Transfer,  the Company  agrees to provide  reasonable and customary indemnification to the Purchaser and its affilates for disclosure  contained in any offering document  relating to the Company or its affilates,  the Mortgage Loans and the underwriting standards of the Mortgage  Loans.  The Purchaser shall be responsible for the costs relating to the delivery of such  information.  All reasonable and customary costs, fees and expenses incurred by Company  pursuant to this  provision  shall be  reimbursed to it and be deemed a condition precedent to its execution of any Reconstitution Agreement(s).

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      IN WITNESS  WHEREOF,  the Company  and the  Purchaser  have  caused  their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.

                                   EMC MORTGAGE CORPORATION
                                           Purchaser

                                    By:________________________
                                    Name:
                                    Title:

                                   HOMEBANC MORTGAGE CORPORATION
                                            Company

                                    By: _______________________
                                    Name:       Debra F. Watkins
                                    Title:      Executive Vice President

                                         EXHIBIT A
                                 CONTENTS OF MORTGAGE FILE

      With  respect to each  Mortgage  Loan,  the  Mortgage  File shall  include each of the following items,  which shall be available for inspection by the Purchaser,  and which shall be  retained by the Company in the  Servicing  File or  delivered  to the  Purchaser  or its designee  pursuant to  Sections  2.04 and 2.05 of the  Purchase,  Warranties  and  Servicing
Agreement.

      1.    The    original    Mortgage    Note    endorsed    "Pay   to   the    order   of
____________________________________________________,  without  recourse,"  and  signed  via original  signature  in  the  name  of  the  Company  by an  authorized  officer,  with  all intervening  endorsements  showing a  complete  chain of title  from the  originator  to the
Company,  together  with  any  applicable  riders.  In no  event  may  an  endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Company  while doing  business  under another name, the  endorsement  must be by "[Company]  formerly  known as [previous  name]".
Mortgage  Notes  may  be  in  the  form  of a  lost  note  affidavit  subject  to  Purchaser acceptability.

      2. Except as provided  below and for each  Mortgage  Loan that is not a MERS  Mortgage
Loan, the original  Mortgage with evidence of recording  thereon.  If in connection with any
Mortgage Loan that is not a MERS Mortgage  Loan,  the Company  cannot deliver or cause to be delivered  the  original  Mortgage  with  evidence of  recording  thereon on or prior to the related  Closing Date because of a delay  caused by the public  recording  office where such
Mortgage  has been  delivered  for  recordation  or because  such  Mortgage has been lost or because such public recording  office retains the original  recorded  Mortgage,  the Company shall  deliver or cause to be  delivered  to the  Purchaser  a  photocopy  of such  Mortgage together  with  (i) in the  case  of a delay  caused  by the  public  recording  office,  an
Officer's  Certificate of the title insurer insuring the Mortgage stating that such Mortgage has been delivered to the appropriate  public  recording office for recordation and that the original  recorded  Mortgage or a copy of such Mortgage  certified by such public  recording office to be a true and complete  copy of the original  recorded  Mortgage  will be promptly delivered to the  Purchaser  upon receipt  thereof by the Company;  or (ii) in the case of a
Mortgage where a public  recording office retains the original  recorded  Mortgage or in the case where a Mortgage is lost after  recordation  in a public  recording  office,  a copy of such Mortgage  with the recording  information  thereon  certified by such public  recording office to be a true and complete  copy of the original  recorded  Mortgage.  With respect to each MERS  Mortgage  Loan,  the  original  Mortgage,  noting the  presence of the MIN of the
Mortgage  Loans and either  language  indicating  that the Mortgage Loan is a MOM Loan or if the  Mortgage  Loan  was not a MOM  Loan  at  origination,  the  original  Mortgage  and the assignment thereof to MERS, with evidence of recording  indicated thereon,  or a copy of the
Mortgage certified by the public recording office in which such Mortgage has been recorded;

      3.  The  original  or  certified  copy,  certified  by the  Company,  of  the  Primary
Mortgage Insurance Policy, if required.

      4.    In the  case  of  each  Mortgage  Loan  that is not a MERS  Mortgage  Loan,  the original  Assignment  of  Mortgage,  from the Company to "Mortgage  Electronic  Registration
Systems,  Inc.,  its successors and assigns,  as nominee for EMC Mortgage  Corporation,  its successors  and  assigns,  P.O.  Box 2026,  Flint,  Michigan  48501-2026,"  or  otherwise in accordance with  Purchaser's  instructions,  which assignment of mortgage shall, but for any blanks  requested by Purchaser,  be in form and substance  acceptable for recording.  If the
Mortgage Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment  must be by "[Company]  formerly  known as [previous  name]".  If the
Mortgage  Loan  was  acquired  by the  Company  in a  merger,  the  endorsement  must  be by
"[Company],  successor by merger to the [name of predecessor]".  None of the Assignments are blanket assignments of mortgage;

      5.    The  original  policy of title  insurance,  including  riders  and  endorsements thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

      6.    In the case of each Mortgage Loan that is not a MERS  Mortgage  Loan,  originals of all  recorded  intervening  Assignments,  or  copies  thereof,  certified  by the  public recording  office in which such  Assignments  have been recorded showing a complete chain of title from the  originator  to the Company,  with evidence of recording  thereon,  or a copy thereof  certified by the public recording office in which such Assignment has been recorded or, if the original  Assignment has not been returned from the applicable  public  recording office, a true certified copy, certified by the Company.

      7.    Originals,  or copies thereof  certified by the public recording office in which such documents have been recorded,  of each  assumption,  extension,  modification,  written assurance or  substitution  agreements,  if applicable,  or if the original of such document has not been returned from the applicable  public  recording  office, a true certified copy, certified by the Company.

      8.    If the Mortgage  Note or Mortgage or any other  material  document or instrument relating to the Mortgage  Loan has been signed by a person on behalf of the  Mortgagor,  the original or copy of power of attorney or other  instrument  that  authorized  and  empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction where the Mortgaged Property is located,  or a copy thereof certified by the public  recording  office in which such instrument has been recorded or, if the original  instrument has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

      9.    reserved.

      10.   Mortgage Loan closing statement (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

      11.  Residential loan application.

      12.   Uniform   underwriter  and  transmittal   summary  (Fannie  Mae  Form  1008)  or
reasonable equivalent.

      13.   Credit report on the mortgagor.

      14.   Business credit report, if applicable.

      15.   Residential appraisal report and attachments thereto.

      16.   The original of any guarantee executed in connection with the Mortgage Note.

      17.   Verification  of  employment  and income  except for Mortgage  Loans  originated under a  limited  documentation  program,  all in  accordance  with  Company's  underwriting guidelines.

      18.   Verification  of acceptable  evidence of source and amount of down  payment,  in accordance with Company's underwriting guidelines.

      19.   Photograph of the Mortgaged Property (may be part of appraisal).

      20.   Survey of the Mortgaged Property, if any.

      21.   Sales contract, if applicable.

      22.   If available,  termite report,  structural  engineer's report, water portability and septic certification.

      23.   Any original  security  agreement,  chattel  mortgage or equivalent  executed in connection with the Mortgage.

      24.   Name affidavit, if applicable.

      Notwithstanding  anything to the contrary herein,  Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

                                         EXHIBIT B

                             CUSTODIAL ACCOUNT LETTER AGREEMENT

                                    ______________, 2004

To:   [_______________________]
      (the "Depository")

      As "Company"  under the  Purchase,  Warranties  and Servicing  Agreement,  dated as of
January 1, 2004 Adjustable Rate Mortgage Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial Account pursuant to Section 4.04 of the
Agreement, to be designated as  "[______________________________________],  in trust for the
[Purchaser],  Owner of Adjustable  Rate Mortgage  Loans".  All deposits in the account shall be  subject  to  withdrawal  therefrom  by order  signed  by the  Company.  This  letter  is submitted to you in duplicate.  Please execute and return one original to us.

                                          [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

      The undersigned,  as "Depository",  hereby certifies that the above described  account has been  established  under Account  Number  [__________],  at the office of the depository indicated  above,  and agrees to honor  withdrawals on such account as provided  above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund or the Savings
Association  Insurance  Fund or will be invested in Permitted  Investments as defined in the
Agreement.

                                    [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                         EXHIBIT C

                              ESCROW ACCOUNT LETTER AGREEMENT
                                    _____________, 2004

To:   [_______________________]
      (the "Depository")

      As "Company"  under the  Purchase  Warranties  and  Servicing  Agreement,  dated as of
January 1, 2004 Adjustable Rate Mortgage Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as an Escrow  Account  pursuant to Section 4.06 of the
Agreement, to be designated as "[__________________________],  in trust for the [Purchaser],
Owner of  Adjustable  Rate  Mortgage  Loans,  and various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom  by order  signed by the  Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                              [_____________________]

                              By:____________________________
                              Name:__________________________
                              Title:_________________________

      The undersigned,  as "Depository",  hereby certifies that the above described  account has been  established  under  Account  Number  __________,  at the office of the  depository indicated  above,  and agrees to honor  withdrawals on such account as provided  above.  The full amount deposited at any time in the account will be insured up to applicable  limits by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund or the Savings
Association  Insurance  Fund or will be invested in Permitted  Investments as defined in the
Agreement.

                              [______________________]

                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                         EXHIBIT D

             FORM OF PURCHASE, ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR
Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"),
___________________ (the "Assignee"), and HomeBanc Mortgage Corporation (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto  (the  "Assigned  Loan  Schedule")  now  serviced  by Company  for  Assignor  and its successors and assigns pursuant to the Purchase,  Warranties and Servicing Agreement,  dated as of _________,  200__,  between Assignor and Company (the "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                            Purchase, Assignment and Assumption

      1.    Assignor  hereby  grants,  transfers  and assigns to Assignee  all of the right, title and  interest of Assignor in the  Assigned  Loans and, as they relate to the  Assigned
Loans, all of its right, title and interest in, to and under the Purchase Agreement.

      2.    Simultaneously  with the execution  hereof,  (i) Assignee  shall pay to Assignor the "Funding  Amount" as set forth in that certain letter  agreement,  dated as of _________
____, between Assignee and Assignor (the "Confirmation") and (ii) Assignor,  at its expense, shall have caused to be delivered  to Assignee or its  designee  the Mortgage  File for each
Assigned  Loan in  Assignor's or its  custodian's  possession,  as set forth in the Purchase
Agreement,  along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable  Company,  in blank,  and an assignment  of mortgage in recordable  form from the applicable  Company,  in blank.  Assignee  shall pay the Funding  Amount by wire transfer of immediately  available  funds  to the  account  specified  by  Assignor.  Assignee  shall be entitled to all scheduled  payments due on the Assigned Loans after  ___________,  200__ and all  unscheduled  payments  or other  proceeds or other  recoveries  on the  Assigned  Loans received on and after _____________, 200__.

                         Representations, Warranties and Covenants

      3.    Assignor warrants and represents to Assignee and Company as of the date hereof:

      (a)   Attached  hereto as  Attachment  2 is a true and  accurate  copy of the Purchase
Agreement,  which  agreement  is in full  force  and  effect as of the date  hereof  and the provisions  of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

      (b)   Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans and any and all of its  interests,  rights  and  obligations  under the
Purchase  Agreement  as they relate to the Assigned  Loans,  free and clear from any and all claims  and  encumbrances;  and upon the  transfer  of the  Assigned  Loans to  Assignee  as contemplated  herein,  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignee's  interests,  rights and  obligations  under the  Purchase
Agreement as they relate to the Assigned Loans, free and clear of any and all liens,  claims and encumbrances;

            (c)   There  are no  offsets,  counterclaims  or  other  defenses  available  to
Company with respect to the Assigned Loans or the Purchase Agreement;

      (d)   Assignor  has no  knowledge  of, and has not  received  notice  of, any  waivers under, or any modification of, any Assigned Loan;

      (e)   Assignor is duly  organized,  validly  existing and in good  standing  under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

            (f)   Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the  transactions set forth herein.  The consummation of the  transactions  contemplated by this PAAR Agreement is in the ordinary  course of  Assignor's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions or  provisions of Assignor's  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Assignor is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which  Assignor or its  property  is subject.  The  execution, delivery and  performance by Assignor of this PAAR Agreement and the  consummation  by it of the transactions  contemplated  hereby, have been duly authorized by all necessary corporate action on part of Assignor.  This PAAR  Agreement  has been duly  executed and  delivered by
Assignor  and, upon the due  authorization,  execution and delivery by Assignee and Company, will constitute the valid and legally  binding  obligation of Assignor  enforceable  against
Assignor  in  accordance  with  its  terms  except  as  enforceability  may  be  limited  by bankruptcy,  reorganization,  insolvency,  moratorium or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(i)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
registration  with, any  governmental  entity is required to be obtained or made by Assignor in  connection  with the  execution,  delivery  or  performance  by  Assignor  of this  PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

(j)   Neither  Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned  Loans, or solicited  any  offer to buy or  accept a  transfer,  pledge  or  other  disposition  of the
Assigned Loans, or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned  Loans,  or any interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other  manner,  or taken any other  action  which would  constitute  a  distribution  of the
Assigned  Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the  Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                  4.    Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

      (a)   Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

      (b)   Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by
Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against
Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c)   No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any  governmental  entity is required to be obtained or made by Assignee in  connection  with the  execution,  delivery  or  performance  by  Assignee  of this  PAAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

            (d)   Assignee agrees to be bound as "Purchaser" by all of the terms,  covenants and conditions of the Purchase  Agreement with respect to the Assigned  Loans,  and from and after the date hereof,  Assignee assumes for the benefit of each of Assignor and Company all of  Assignor's  obligations  as  "Purchaser"  thereunder  but  solely  with  respect to such
Assigned Loans.

            5.    Company warrants and represents to, and covenant with, Assignor and
Assignee as of the date hereof:

            (a)   Attached hereto as Attachment 2 is a true and accurate copy of the
Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

      (b)   Company is duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power and authority to service the  Assigned  Loans and  otherwise  to perform its  obligations  under the Purchase
Agreement;

(k)   Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation of the  transactions  contemplated by this PAAR
            Agreement is in the ordinary course of Company's  business and will not conflict with,  or result in a breach of, any of the terms,  conditions  or provisions of
            Company's  charter  or  by-laws  or  any  legal  restriction,  or  any  material agreement  or  instrument  to  which  Company  is now a party  or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and performance by Company of this PAAR Agreement and the  consummation by it of
            the  transactions   contemplated  hereby,  have  been  duly  authorized  by  all necessary  corporate  action on part of Company.  This PAAR  Agreement  has been duly  executed  and  delivered  by  Company,  and,  upon the due  authorization, execution and delivery by Assignor and Assignee,  will  constitute the valid and
            legally  binding   obligation  of  Company,   enforceable   against  Company  in
            accordance  with  its  terms  except  as   enforceability   may  be  limited  by
            bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to  creditors'  rights  generally,  and by general principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

(l)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by  Assignee in  connection  with the  execution,  delivery  or  performance  by
            Company of this PAAR Agreement,  or the  consummation by it of the  transactions contemplated hereby; and

(m)   Except as  otherwise  disclosed,  no event has  occurred  from the Closing Date to the date hereof  which would render the  representations  and  warranties  as to the related  Assigned  Loans made by the  Company in  Sections  3.01 and 3.02 of the
            Purchase Agreement to be untrue in any material respect.

            Recognition of Assignee

      6.    From and after the date hereof,  Company  shall  recognize  Assignee as owner of the  Assigned  Loans and will  service the Assigned  Loans in  accordance  with the Purchase
Agreement.  It is the intention of Assignor,  Company and Assignee that this PAAR  Agreement shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither  Company  nor  Assignor  shall  amend or agree to  amend,  modify, waiver,  or otherwise  alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned
Loans without the prior written consent of Assignee.

Miscellaneous

                  7.    All  demands,  notices and  communications  related to the  Assigned
Loans,  the  Purchase  Agreement  and this PAAR  Agreement  shall be in writing and shall be deemed to have been duly given if  personally  delivered  at or mailed by  registered  mail, postage prepaid, as follows:

      (a)   In the case of Company,

            HomeBanc Mortgage Corporation
            2002 Summit Boulevard, Suite 100
            Atlanta, GA 30319
            Attention:  Debra F. Watkins, EVP Capital Markets & Treasury
            Telecopier No.: (404) 705-2301

            With a copy to
            HomeBanc Mortgage Corporation
            2002 Summit Boulevard, Suite 100
            Atlanta, GA 30319
            Attention:  General Counsel
            Telecopier No.: (404) 303-4069

(d)   In the case of Assignor,

            ____________________
            ____________________
            ____________________
            ____________________
            ____________________

      (c)   In the case of Assignee,

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ms. Raylene Ruyle
            Telecopier No.:

            with a copy  to:

            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention: Michelle Sterling

      8.    Each party will pay any  commissions  it has  incurred and the fees of its attorneys in connection with the  negotiations  for,  documenting of and closing of the transactions contemplated by this PAAR Agreement.

      9.    This PAAR Agreement  shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      10.   No term or provision  of this PAAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This PAAR Agreement  shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

      12.   This PAAR  Agreement  shall survive the  conveyance of the Assigned  Loans,  the assignment  of the Purchase  Agreement  to the extent of the  Assigned  Loans by Assignor to
Assignee and the termination of the Purchase Agreement.

      13.   This  PAAR   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this
PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  Notwithstanding anything to the contrary herein contained, the parties hereto understand and agree that no provision of the PAAR
Agreement imposes upon the Company any duty or obligation greater than that referenced or otherwise recited in the Purchase Agreement.

[Modification of Purchase Agreement

17.   The Company and Assignor hereby amend the Purchase Agreement as follows:

      (a)   The following definitions are added to Section 1.01 of the Purchase Agreement:

      Securities Administrator:     ________________________

      Supplemental PMI Insurer:     ________________________

      Supplemental PMI Policy:The primary  guarantee  insurance  policy of the  Supplemental
      PMI Insurer  attached  hereto as Exhibit J, or any successor  Supplemental  PMI Policy given to the Servicer by the Assignee.

      Trustee:     ________________________

      (b)   The following definition is amended and restated:

      Insurance Proceeds:     Proceeds  of  any  Primary  Mortgage   Insurance  Policy,  the
      Supplemental  PMI Policy,  any title policy,  any hazard insurance policy or any other insurance  policy  covering  a  Mortgage  Loan or other  related  Mortgaged  Property, including any amounts  required to be deposited in the Custodial  Account  pursuant to
      Section 4.04, to the extent such proceeds are not to be applied to the  restoration of the  related  Mortgaged  Property  or released to the  Mortgagor  in  accordance  with
      Accepted Servicing Practices.

      (c)   The  following  are added as the fourth,  fifth and sixth  paragraphs of Section
      4.08:

      "In  connection  with its  activities as servicer,  the Company  agrees to prepare and present, on behalf of itself and the Purchaser,  claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard,  to take such action as shall be necessary  to permit  recovery  under any  Supplemental  PMI Policy  respecting  a defaulted
Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any
Supplemental PMI Policy shall be deposited in the Custodial  Account,  subject to withdrawal pursuant to Section 4.05.

      In  accordance  with the  Supplemental  PMI Policy,  the Company  shall provide to the
Supplemental PMI Insurer any required information regarding the Mortgage Loans.

      The Company shall  provide to the  [Securities  Administrator]  on a monthly basis via computer tape, or other mutually  acceptable format,  the unpaid principal balance,  insurer certificate  number,  lender loan number,  and premium due the  Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy.  In addition,  the Company agrees to forward to the  Purchaser  and the  [Securities  Administrator]  any  statements or other reports given by the  Supplemental  PMI Insurer to the Servicer in  connection  with a claim under the Supplemental PMI Policy."

      (d)   Clause (vi) of Section 6.1 is amended to read as follows:

      "Company  ceases to be  approved  by either  Fannie  Mae or FHLMC as a  mortgage  loan seller  or  servicer  for more than  thirty  (30)  days,  or the  Company  fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or"]

      IN WITNESS  WHEREOF,  the parties  hereto have executed this PAAR  Agreement as of the day and year first above written.

                                   EMC MORTGAGE CORPORATION
                                   Assignor

                                   By:
                                   Name:
                                   Title:

                                   _________________________________
                                   Assignee

                                   By:
                                   Name:
                                   Title:

                                   HOMEBANC MORTGAGE CORPORATION
                                   Company

                                   By:____________________________________
                                   Name: Debra F. Watkins
                                   Title: Executive Vice President

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

4

                   [TPW: NYLEGAL:201540.7] 17297-00167 03/09/2004 1:03 PM
                                        ATTACHMENT 2

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         EXHIBIT E

                                   FORM OF TRIAL BALANCE

                                         EXHIBIT G

                        REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:   Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties and Servicing  Agreement (the  "Agreement")  between the
Company and the Purchaser,  the undersigned hereby certifies that he or she is an officer of the  Company  requesting  release of the  documents  for the  reason  specified  below.  The undersigned further certifies that:

(Check one of the items below)

_____ On  _________________,  the above captioned mortgage loan was paid in full or that the
Company has been  notified  that payment in full has been or will be  escrowed.  The Company hereby  certifies  that all amounts with  respect to this loan which are required  under the
Agreement have been or will be deposited in the Custodial Account as required.

_____ The  above  captioned  loan  is  being  repurchased  pursuant  to  the  terms  of  the
Agreement.  The Company hereby  certifies that the repurchase price has been credited to the
Custodial Account as required under the Agreement.

_____ The above  captioned  loan is being placed in foreclosure  and the original  documents are required to proceed with the foreclosure  action.  The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized  terms used herein and not defined shall have the meanings  assigned to them in the Agreement.

      Based on this certification and the indemnities provided for in the Agreement,  please release to the Company all original mortgage  documents in your possession  relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
      Title

Send documents to:      _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

      Purchaser hereby  acknowledges that all original documents  previously released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                             COMPANY'S UNDERWRITING GUIDELINES

                                         EXHIBIT I

                                         TERM SHEET

      This TERM SHEET (the "Term  Sheet") dated  _____________,  between  HomeBanc  Mortgage
Corporation,  a Delaware corporation,  located at 2002 Summit Boulevard, Suite 100, Atlanta,
GA 30319 (the "Company") and EMC Mortgage Corporation,  a Delaware  corporation,  located at
______________  (the  "Purchaser")  is made  pursuant  to the terms and  conditions  of that certain Purchase,  Warranties and Servicing  Agreement (the "Agreement") dated as of January
1, 2004,  between the Company and the Purchaser,  the  provisions of which are  incorporated herein as if set forth in full  herein,  as such terms and  conditions  may be  modified  or supplemented  hereby.  All initially  capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

      The Purchaser  hereby  purchases  from the Company and the Company hereby sells to the
Purchaser,  all of the  Company's  right,  title and interest in and to the  Mortgage  Loans described on the Mortgage  Loan  Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with  the  terms  and  conditions  set  forth in the  Agreement,  as same may be supplemented or modified hereby.  Hereinafter,  the Company shall service the Mortgage Loans for the benefit of the  Purchaser  and all  subsequent  transferees  of the  Mortgage  Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.    Definitions

      For  purposes  of the  Mortgage  Loans to be sold  pursuant  to this Term  Sheet,  the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the  conditions  specified in the  Agreement,  the  obligation of each of the
Company  and the  Purchaser  is subject to the  fulfillment,  on or prior to the  applicable
Closing Date, of the following additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the  Agreement,  the following
documents shall be delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

      [In addition to the  representations  and warranties set forth in the Agreement,
      as  of  the  date   hereof,   the  Company   makes  the   following   additional
      representations  and  warranties  with  respect to the Mortgage  Loans:  [None].
      [Notwithstanding  anything  to the  contrary  set forth in the  Agreement,  with
      respect  to  each  Mortgage   Loan  to  be  sold  on  the  Closing   Date,   the
      representation  and warranty set forth in Section ______ of the Agreement  shall be modified to read as follows:]

            Except as modified herein,  Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                  IN WITNESS  WHEREOF,  the parties  hereto  have  caused  their names to be signed  hereto by their  respective  duly  authorized  officers  as of the date first  above written.

                        HOMEBANC MORTGAGE CORPORATION

                        By:
                        Name:
                        Title:

                        EMC MORTGAGE CORPORATION

                        By:
                        Name:
                        Title:

xx

DOCSNY1:1187289.7
                                         SCHEDULE I

                                   MORTGAGE LOAN SCHEDULE

                         AMENDED AND RESTATED AMENDMENT NUMBER ONE
                                           to the

                        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                Dated as of January 27, 2006

                                           among

                                 EMC MORTGAGE CORPORATION,
                                        as Purchaser

                                            and

                               HOMEBANC MORTGAGE CORPORATION,
                                         as Company

      This AMENDED AND RESTATED  AMENDMENT NUMBER ONE (this "Amendment") is made and entered into this 27th day of January,  2006,  by and between EMC Mortgage  Corporation,  a Delaware corporation,  as purchaser (the "Purchaser") and HomeBanc Mortgage  Corporation,  as company
(the "Company") in connection with the Purchase,  Warranties and Servicing Agreement,  dated as of  January  1,  2004,  between  the above  mentioned  parties  (the  "Agreement").  This
Amendment is made pursuant to Section 11.02 of the Agreement.

                                          RECITALS

      WHEREAS,    the parties hereto have entered into the Agreement;

      WHEREAS,  the Agreement  provides that the parties thereto may enter into an amendment to the Agreement;

      WHEREAS,  the  parties  hereto  desire  to amend  the  Agreement  as set forth in this
Amendment;

      WHEREAS,  the  Agreement  provides that the Agreement may be amended from time to time by the  Company  and the  Purchaser  by  written  agreement  signed by the  Company  and the
Purchaser; and

      NOW,  THEREFORE,  in  consideration  of the  premises  and for other good and valuable consideration,  the receipt and  sufficiency  of which is hereby  acknowledged,  the parties hereto agree as follows:

      1.    Capitalized  terms used herein and not defined  herein  shall have the  meanings assigned to such terms in the Agreement.

      2.    Article I of the Agreement is hereby amended  effective as of the date hereof by adding the following definitions to Section 1.01:

      Commission or SEC:  The Securities and Exchange Commission.

      Depositor:  The  depositor,  as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Master  Servicer:  With  respect  to  any  Securitization  Transaction,   the  "master
servicer," if any, identified in the related transaction documents.

      Pass-Through  Transfer:  Any transaction involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly  or  indirectly  to an  issuing  entity  in connection  with an issuance  of  publicly  offered or  privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided  that the  following  conditions  are  satisfied:  (i)  such  Mortgage  Loans  were originated  pursuant to an agreement  between the Company and such Person that  contemplated that  such  Person  would  underwrite  mortgage  loans  from  time to time,  for sale to the
Company, in accordance with underwriting  guidelines  designated by the Company ("Designated
Guidelines") or guidelines  that do not vary  materially  from such  Designated  Guidelines;
(ii) such  Mortgage  Loans were in fact  underwritten  as  described in clause (i) above and were  acquired  by the  Company  within 180 days  after  origination;  (iii)  either (x) the
Designated  Guidelines  were, at the time such Mortgage Loans were  originated,  used by the
Company in  origination  of mortgage  loans of the same type as the  Mortgage  Loans for the
Company's  own account or (y) the  Designated  Guidelines  were,  at the time such  Mortgage
Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in  originating  mortgage  loans to be  purchased  by the  Company;  and  (iv)  the  Company employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase  or post-purchase  quality assurance procedures (which may involve,  among other things,  review of a sample  of  mortgage  loans  purchased  during a  particular  time  period  or  through particular  channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

      Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.
§§229.1100-229.1123,  as amended from time to time,  and subject to such  clarification  and
interpretation   as  have  been  provided  by  the   Commission  in  the  adopting   release
(Asset-Backed  Securities,  Securities Act Release No. 33-8518,  70 Fed. Reg.  1,506,  1,531
(Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

      Securities Act:  The Securities Act of 1933, as amended.

      Securitization  Transaction:  Any  transaction  involving  either  (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Servicing  Criteria:  As of any date of  determination,  the "servicing  criteria" set forth in Item  1122(d)  of  Regulation  AB, or any  amendments  thereto,  a  summary  of the requirements  of which as of the date hereof is attached hereto as Exhibit M for convenience of  reference  only.  In the  event of a  conflict  or  inconsistency  between  the terms of
Exhibit  M and the text of Item  1122(d)  of  Regulation  AB,  the text of Item  1122(d)  of
Regulation AB shall control (or those  Servicing  Criteria  otherwise  mutually agreed to by the Purchaser,  the Company and any Person that will be responsible for signing any Sarbanes
Certification  with  respect  to  a  Securitization  Transaction  in  response  to  evolving interpretations of Regulation AB and incorporated into a revised Exhibit M).

      Static Pool Information:  Static pool information as described in Item  1105(a)(1)-(3)
and 1105(c) of Regulation AB.

      Subcontractor:  Any vendor,  subcontractor or other Person that is not responsible for the  overall  servicing  (as  "servicing"  is commonly  understood  by  participants  in the mortgage-backed  securities  market) of Mortgage  Loans but  performs  one or more  discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

      Third-Party  Originator:  Each  Person,  other than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

      3.    Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the  definition  of  Subservicer  in Section 1.01 and  replacing it with the following:

      Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any
Subservicer  and  is  responsible  for  the   performance   (whether   directly  or  through
Subservicers  or  Subcontractors)  of  a  substantial  portion  of  the  material  servicing
functions   required  to  be  performed  by  the  Company   under  this   Agreement  or  any
Reconstitution  Agreement  that  are  identified  in Item  1122(d)  of  Regulation  AB.  Any subservicer shall meet the qualifications set forth in Section 4.01.

      4.    Article III of the Agreement is hereby  amended  effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

      (n)   Company has delivered to the Purchaser  financial  statements of its parent, for its last two complete  fiscal years.  All such  financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except as set  forth in the notes  thereto.  There  has been no  change  in the  servicing policies and procedures,  business, operations, financial condition, properties or assets of the  Company  since  the date of the  Company's  financial  information  that  would  have a material adverse effect on its ability to perform its obligations under this Agreement;

      5.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(p):

      (p)   As of the date of each Pass-Through  Transfer,  and except as has been otherwise disclosed  to the  Purchaser:  (1) the Company is not aware of and has not  received  notice that any default or  servicing  related  performance  trigger  has  occurred as to any other securitization  due to  any  act  or  failure  to  act  of  the  Company;  (2)  no  material noncompliance  with applicable  servicing  criteria as to any other  securitization has been disclosed or reported by the Company;  (3) the Company has not been  terminated  as servicer in a  residential  mortgage  loan  securitization,  either due to a servicing  default or to application  of a  servicing  performance  test or trigger;  (4) no material  changes to the
Company's  servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company's  financial  condition that could have a material  adverse impact on the performance by the Company of its  obligations  hereunder;
(6)  there  are no  material  legal  proceedings  pending,  or known to be  contemplated  by
governmental  authorities,   against  the  Company;  and  (7)  there  are  no  affiliations, relationships  or  transactions  relating to the Company of a type that are described  under
Item 1119 of Regulation AB.

      6.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(q):

      (q)   If so requested  by the  Purchaser  or any  Depositor  on any date,  the Company shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section 3.01(p) of this Section or, if any such  representation  and warranty is not accurate as of the date of such  request,  provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      7.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(r):

      (r)   Notwithstanding  anything to the contrary in the  Agreement,  the Company  shall
(or shall cause each  Subservicer and Third-Party  Originator to) (i) within 2 Business Days of the related event,  notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental  proceedings pending against the Company,  any Subservicer or any
Third-Party  Originator,  (B) any affiliations or relationships  that develop  following the closing  date of a  Pass-Through  Transfer  between  the  Company,  any  Subservicer  or any
Third-Party  Originator  and any of the parties  specified in clause (7) of paragraph (p) of this Section (and any other  parties  identified  in writing by the  requesting  party) with respect to such  Pass-Through  Transfer,  (C) any Event of  Default  under the terms of this
Agreement  or any  Reconstitution  Agreement,  (D)  any  merger,  consolidation  or  sale of substantially  all of the  assets  of the  Company,  and (E)  the  Company's  entry  into an agreement  with  a  Subservicer  to  perform  or  assist  in the  performance  of any of the
Company's obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the  Purchaser  and any  Depositor a description  of such  proceedings,  affiliations  or relationships.

      All  notification  pursuant  to this  Section  3.01(r),  other than those  pursuant to
Section 3.01(r)(i)(A), should be sent to:

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      With a copy to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555

      With copies to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      8.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(s):

      (s)   As a condition to the  succession to the Company or any  Subservicer as servicer or subservicer under this Agreement or any  Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall  provide to the Purchaser and any  Depositor,  at least 15 calendar days prior to the effective  date of such  succession or  appointment,  (x) written  notice to the Purchaser and any Depositor of such  succession  or  appointment  and (y) in writing and in form and  substance  reasonably satisfactory to the Purchaser and such Depositor,  all information  reasonably  requested by the Purchaser or any Depositor in order to comply with its reporting  obligation  under Item
6.02 of Form 8-K with respect to any class of asset-backed securities.

      9.    Article III of the Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 3.02(xx):

      With respect to each Mortgage Loan,  information  regarding the borrower  credit files related to such Mortgage Loan has been furnished to credit reporting  agencies in compliance with the  provisions  of the  Fair  Credit  Reporting  Act and the  applicable  implementing regulations.

      10.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by adding this paragraph after the first sentence of Section 4.01:

      In addition,  the Company shall  furnish  information  regarding  the borrower  credit files  related to such  Mortgage Loan to credit  reporting  agencies in compliance  with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      11.   Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising  the first  paragraph of Section  4.03 by adding the  following  after the first sentence:

      In  determining  the  delinquency  status of any Mortgage  Loan,  the Company will use delinquency  recognition  policies as described to and approved by the Purchaser,  and shall revise these policies as requested by the Purchaser from time to time.

      12.   Article V of the Agreement is hereby amended  effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

      Section 5.02      Statements to the Purchaser.

      The Company shall furnish (i) to the Purchaser  before the related  Mortgage Loans are reconstituted in any Securitization  Transaction,  and (ii) to any Master Servicer after the related Mortgage Loans are reconstituted in any  Securitization  Transaction,  an individual loan  accounting  report,  as of the  last  Business  Day of each  month,  in the  Company's assigned  loan number  order to document  Mortgage  Loan payment  activity on an  individual
Mortgage  Loan  basis.  With  respect  to each  month,  the  corresponding  individual  loan accounting  report  shall  be  received  by  the  Purchaser  or  such  Master  Servicer,  as applicable,  no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format in such  format as may be  mutually  agreed upon by both
Purchaser  or Master  Servicer,  as  applicable,  and  Company,  and no later than the fifth
Business Day of the following month in hard copy, and shall contain the following:

      (i)   with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance  allocable  to  principal  (including  a  separate  breakdown  of  any  Principal
Prepayment,  including  the  date  of  such  prepayment,  and any  prepayment  penalties  or premiums,  along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

      (ii)  with respect to each Mortgage Loan and each Monthly Payment,  the amount of such remittance allocable to interest;

      (iii) with  respect  to each  Mortgage  Loan,  the  amount of  servicing  compensation received by the Company during the prior distribution period;

      (iv)  the Stated  Principal  Balance of each Mortgage  Loan and the  aggregate  Stated
Principal  Balance of all Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (v)   with respect to each Mortgage Loan, the current Mortgage Interest Rate;

      (vi)  with  respect to each  Mortgage  Loan,  the  aggregate  amount of any  Insurance
Proceeds,  Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

      (vii) with  respect  to each  Mortgage  Loan,  the amount of any  Prepayment  Interest
Shortfalls  paid by the  Company in  accordance  with  Section  4.04(viii)  during the prior distribution period;

      (viii)      the  beginning  and ending  balances of the  Custodial  Account and Escrow
Account;

      (ix)  the number of Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

      (x)   with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance of each
Mortgage  Loan  (a)  delinquent  as  grouped  in  the  following   intervals  through  final
liquidation  of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

      (xi)  with  respect to each  Mortgage  Loan,  the amount and  severity of any realized loss following liquidation of such Mortgage Loan;

      (xii) with  respect to each  Mortgage  Loan,  and in the  aggregate  for all  Mortgage
Loans, the amount of any Monthly Advances made by the Company during the prior  distribution period;

      (xiii)      with  respect  to each  Mortgage  Loan,  a  description  of any  Servicing
Advances made by the Company with respect to such Mortgage Loan including the amount,  terms and general  purpose of such  Servicing  Advances,  and the  aggregate  amount of  Servicing
Advances for all Mortgage Loans during the prior distribution period;

      (xiv) with  respect  to  each  Mortgage  Loan,  a  description  of any  Nonrecoverable
Advances made by the Company with respect to such Mortgage Loan including the amount,  terms
and  general  purpose  of  such  Nonrecoverable   Advances,  and  the  aggregate  amount  of
Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

      (xv)  with respect to each  Mortgage  Loan,  a  description  of any Monthly  Advances,
Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the Company with respect to such Mortgage Loan during the prior  distribution  period  pursuant to Section 4.05, and the source of funds for such  reimbursement,  and the aggregate amount of any Monthly  Advances,
Servicing  Advances and Nonrecoverable  Advances  reimbursed to the Company for all Mortgage
Loans during the prior distribution period pursuant to Section 4.05;

      (xvi) with respect to any Mortgage Loan, a description of any material  modifications, extensions  or waivers to the terms,  fees,  penalties  or  payments of such  Mortgage  Loan during the prior distribution period or that have cumulatively become material over time;

      (xvii)      a description of any material breach of a  representation  or warranty set forth in  Section  3.01 or  Section  3.02  herein or of any other  breach of a  covenant  or condition contained herein and the status of any resolution of such breach;

      (xviii)     with respect to each Mortgage  Loan, the Stated  Principal  Balance of any substitute  Mortgage  Loan provided by the Company and the Stated  Principal  Balance of any
Mortgage  Loan that has been  replaced by a  substitute  Mortgage  Loan in  accordance  with
Section 3.03 herein;

      (xix) with  respect  to each  Mortgage  Loan,  the  Stated  Principal  Balance  of any
Mortgage  Loan that has been  repurchased  by the Company in  accordance  with  Section 3.03 herein.

      In addition,  the Company shall provide to the  Purchaser or any Master  Servicer,  as applicable,  such other  information  known or available to the Company that is necessary in order to provide the distribution  and pool  performance  information as required under Item
1121 of Regulation  AB, as amended from time to time, as determined by the Purchaser or such
Master  Servicer,  as  applicable,  in its  reasonable  discretion.  The Company  shall also provide  a  monthly  report,  in the form of  Exhibit E  hereto,  or such  other  form as is mutually  acceptable to the Company,  the Purchaser and any Master Servicer,  Exhibit F with respect to  defaulted  mortgage  loans and Exhibit P, with  respect to  realized  losses and gains, with each such report.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be delivered to any  governmental  taxing  authority or to Purchaser or any Master  Servicer,  as  applicable,  pursuant to any  applicable  law with respect to the
Mortgage Loans and the  transactions  contemplated  hereby.  In addition,  the Company shall provide Purchaser or any Master Servicer,  as applicable,  with such information  concerning the Mortgage  Loans as is  necessary  for  Purchaser or such Master  Servicer to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

      13.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

      Section 6.04      Annual Statement as to Compliance; Annual Certification.

      (a)   The  Company  will  deliver  to the  Purchaser,  not later  than March 1 of each calendar year  beginning in 2007, an Officers'  Certificate  acceptable to the Purchaser (an
"Annual Statement of Compliance")  stating, as to each signatory thereof,  that (i) a review of the  activities  of the Company  during the preceding  calendar  year and of  performance under  this  Agreement  or other  applicable  servicing  agreement  has been made under such officers'  supervision  and  (ii) to the  best of such  officers'  knowledge,  based on such review,  the Company has  fulfilled  all of its  obligations  under this  Agreement or other applicable  servicing  agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such  failure  known to such officer and the nature and status of cure  provisions  thereof.
Such Annual  Statement of Compliance  shall contain no  restrictions  or  limitations on its use.  Copies of such  statement  shall be  provided  by the  Company to the  Purchaser  upon request and by the  Purchaser to any Person  identified  as a  prospective  purchaser of the
Mortgage Loans.  In the event that the Company has delegated any servicing  responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall deliver an officer's certificate  (an "Annual  Certification")  of the  Subservicer as described above as to each
Subservicer as and when required with respect to the Company.

      (b)   With  respect  to any  Mortgage  Loans that are the  subject  of a  Pass-Through
Transfer,  by March 1 of each  calendar  year  beginning in 2007,  an officer of the Company shall execute and deliver an Annual Certification to the Purchaser,  any Master Servicer and
any related  Depositor for the benefit of each such entity and such entity's  affiliates and the officers,  directors and agents of any such entity and such entity's affiliates,  in the form  attached  hereto as  Exhibit  L. In the  event  that the  Company  has  delegated  any servicing responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall  deliver an Annual  Certification  of the  Subservicer  as described  above as to each
Subservicer as and when required with respect to the Company.

      (c)   If the Company  cannot  deliver the related  Annual  Statement of  Compliance or
Annual  Certification  by March 1 of such year, the Purchaser shall permit a cure period for the Company to deliver such Annual Statement of Compliance or Annual  Certification,  but in
no event later than March 10th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.04 shall be deemed an
Event of Default,  automatically,  without  notice and without any further cure period,  and
Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or  equity or to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section 9.01. Such  termination  shall be considered with cause pursuant to Section  10.01 of this  Agreement.  This  paragraph  shall  supercede  any other provision in this  Agreement or any other  agreement to the  contrary;  provided that to the extent that any provision of this Agreement and/or any applicable  Reconstitution  Agreement expressly provides for the survival of certain rights or obligations  following  termination of the Company as servicer, such provision shall be given effect.

      14.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

      Section 6.05      [Reserved].

      15.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by deleting 6.07 in its entirety and replacing it with the following:

      Section 6.07      Assessment of Compliance with Servicing Criteria.

      On and after  January 1, 2006,  the Company shall  service and  administer,  and shall cause each  subservicer to service or administer,  the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, the Company  shall  deliver to the  Purchaser  or its  designee on or before March 1 of each calendar  year  beginning  in 2007,  a report (an  "Assessment  of  Compliance")  reasonably satisfactory  to the Purchaser  regarding the  Company's  assessment of compliance  with the
Servicing  Criteria  during the  preceding  calendar  year as required  by Rules  13a-18 and
15d-18 of the Exchange Act and Item 1122 of Regulation  AB, or as otherwise  required by the
Master Servicer,  which as of the date hereof,  require a report by an authorized officer of the Company that contains the following:

      (a)   A statement by such officer of its responsibility for assessing  compliance with the Servicing Criteria applicable to the Company;

      (b)   A statement by such officer  that such  officer used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Company;

      (c)   An assessment by such officer of the Company's  compliance  with the  applicable
Servicing  Criteria for the period  consisting of the  preceding  calendar  year,  including disclosure  of any  material  instance of  noncompliance  with respect  thereto  during such period,  which  assessment  shall be based on the  activities  it performs  with  respect to asset-backed  securities  transactions  taken as a whole  involving  the  Company,  that are backed by the same asset type as the Mortgage Loans;

      (d)   A statement that a registered  public  accounting firm has issued an attestation report on the Company's  Assessment of Compliance for the period consisting of the preceding calendar year; and

      (e)   A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Company,  which  statement  shall be based on the activities it performs with respect to asset-backed  securities  transactions  taken as a whole involving the Company,  that are backed by the same asset type as the Mortgage Loans.

      Such report at a minimum shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of  Exhibit O hereto  delivered  to the  Purchaser concurrently with the execution of this Agreement.

      With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer, on or before March 1 of each calendar year  beginning in 2007,  the Company shall furnish to the  Purchaser or its  designee a report (an  "Attestation  Report") by a registered  public accounting  firm that attests to, and reports on, the  Assessment of Compliance  made by the
Company,  as required by Rules  13a-18 and 15d-18 of the  Exchange  Act and Item  1122(b) of
Regulation AB, or as otherwise  required by the Master Servicer,  which  Attestation  Report must be made in accordance with standards for  attestation  reports issued or adopted by the
Public Company Accounting Oversight Board.

      The Company shall cause each  Subservicer,  and each  Subcontractor  determined by the
Company  pursuant to Section 11.19 to be  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation  AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.07.

      If the Company  cannot  deliver the related  Assessment of  Compliance or  Attestation
Report by March 1 of such year, the Purchaser  shall permit a cure period for the Company to deliver such  Assessment  of Compliance or  Attestation  Report,  but in no event later than
March 10th of such year.

      Failure of the  Company to timely  comply  with this  Section  6.07 shall be deemed an
Event of Default,  automatically,  without  notice and without any further cure period,  and
Purchaser  may, in addition to whatever  rights the Purchaser  may have under  Sections 3.03 and 8.01 and at law or  equity or to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section 9.01. Such  termination  shall be considered with cause pursuant to Section  10.01 of this  Agreement.  This  paragraph  shall  supercede  any other provision in this Agreement or any other agreement to the contrary.

      16.   Article VI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 6.08:

      Section 6.08      Intent of the Parties; Reasonableness.

      The  Purchaser  and the  Company  acknowledge  and agree  that a purpose  of  Sections
3.01(p),  5.02, 6.04, 6.05, 6.07 and 11.18 of this Agreement is to facilitate  compliance by the Purchaser and any Depositor  with the  provisions of Regulation AB and related rules and regulations of the Commission.  None of the Purchaser,  any Master Servicer or any Depositor
shall  exercise its right to request  delivery of  information  or other  performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act,  the  Exchange  Act  and  the  rules  and  regulations  of  the  Commission thereunder.  The Company and Purchaser  acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive  guidance provided by the
Commission  or its  staff,  consensus  among  participants  in the  asset-backed  securities markets,  advice of counsel,  or otherwise,  and the Company  agrees to comply with requests made by the  Purchaser  or any  Depositor in good faith for  delivery of  information  under these  provisions on the basis of evolving  interpretations  of Regulation AB. In connection with any  Pass-Through  Transfer,  the Company shall  cooperate  fully with the Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)  and any Depositor, any  and  all  statements,  reports,  certifications,  records  and  any  other  information necessary in the good faith  determination  of the  Purchaser or any Depositor to permit the
Purchaser or such Depositor to comply with the  provisions of Regulation  AB,  together with such disclosures  relating to the Company, any Subservicer,  any Third-Party  Originator and
the Mortgage  Loans,  or the  servicing of the Mortgage  Loans,  reasonably  believed by the
Purchaser or any Depositor to be necessary in order to effect such compliance.

      17.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by restating Section 11.18 in its entirety as follows:

      Section 11.18.    Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)   one or more third party  purchasers in one or more whole loan transfers (each, a
"Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more
Pass-Through Transfers.

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit D hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this  Agreement.  Notwithstanding  anything to the contrary in this  Section  11.18,  the Company  agrees  that it is  required to perform the  obligations described in Exhibit K hereto.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2)  to  execute,  deliver  and  perform  all  Reconstitution  Agreements  required  by  the
Purchaser;  (3) to restate the representations and warranties set forth in this Agreement as of the  settlement  or  closing  date  in  connection  with  such  Reconstitution  (each,  a
"Reconstitution Date").

      In addition,  the Company shall  provide to such  servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

      (i)   any and all information and  appropriate  verification of information  which may be reasonably available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;

      (ii)  such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and  certificates of public  officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

      (iii) within 5 Business  Days after request by the  Purchaser,  the  information  with respect to the Company (as  originator)  and each  Third-Party  Originator  of the  Mortgage
Loans  as  required  under  Item  1110(a)  and  (b)  of  Regulation  AB,  a  summary  of the requirements  of  which  has  of the  date  hereof  is  attached  hereto  as  Exhibit  N for convenience  of reference  only,  as  determined  by Purchaser  in its sole  discretion.  If
requested  by  the   Purchaser,   this  will  include   information   about  the  applicable
credit-granting or underwriting criteria;

      (iv)  within 5  Business  Days after  request  by the  Purchaser,  the  Company  shall provide  (or, as  applicable,  cause each  Third-Party  Originator  to provide)  Static Pool
Information  with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably  identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage  Loans  (including as an acquirer of Mortgage Loans from a Qualified Correspondent),  and/or (ii) each Third-Party Originator.  Such Static Pool
Information  shall be prepared by the Company (or  Third-Party  Originator)  on the basis of its reasonable,  good faith  interpretation of the requirements of Item  1105(a)(1)-(3)  and
(c) of Regulation  AB. To the extent that there is  reasonably  available to the Company (or
Third-Party  Originator) Static Pool Information with respect to more than one mortgage loan type,  the  Purchaser or any Depositor  shall be entitled to specify  whether some or all of such information  shall be provided  pursuant to this paragraph.  The content of such Static
Pool  Information may be in the form  customarily  provided by the Company,  and need not be customized  for the  Purchaser  or any  Depositor.  Such  Static Pool  Information  for each vintage  origination year or prior  securitized  pool, as applicable,  shall be presented in increments no less  frequently  than  quarterly over the life of the mortgage loans included in the  vintage  origination  year or  prior  securitized  pool.  The most  recent  periodic increment  must be as of a date no later than 135 days  prior to the date of the  prospectus or other  offering  document  in which the Static  Pool  Information  is to be  included  or incorporated by reference.  The Static Pool  Information  shall be provided in an electronic format that  provides a permanent  record of the  information  provided,  such as a portable document  format (pdf) file,  or other such  electronic  format  reasonably  required by the
Purchaser or the Depositor, as applicable;

      (v)   within 5 Business Days after request by the Purchaser,  information with respect to the  Company (as  servicer)  as required  by Item  1108(b)  and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached hereto as Exhibit N for  convenience of reference  only, as determined by Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the
Mortgage  Loans to a  Subservicer,  the  Company  shall  provide  the  information  required pursuant to this clause with respect to the Subservicer;

      (vi)  within 5 Business Days after request by the Purchaser,

            (a)  information  regarding  any  legal  proceedings  pending  (or  known  to be contemplated)  against the  Company (as  originator  and as  servicer)  and each other originator  of the  Mortgage  Loans and each  Subservicer  as required by Item 1117 of
      Regulation  AB, a  summary  of the  requirements  of which  as of the date  hereof  is attached  hereto as Exhibit N for  convenience  of reference  only,  as  determined by
      Purchaser in its sole discretion,

            (b)  information  regarding   affiliations  with  respect  to  the  Company  (as
      originator  and as servicer) and each other  originator of the Mortgage Loans and each
      Subservicer  as  required  by  Item  1119(a)  of  Regulation  AB,  a  summary  of  the requirements  of which as of the date  hereof  is  attached  hereto  as  Exhibit N for
      convenience  of  reference   only,  as  determined  by  Purchaser  in  its  reasonable
      discretion, and

            (c) information  regarding  relationships  and transactions  with respect to the
      Company (as  originator  and as servicer)  and each other  originator  of the Mortgage
      Loans and each  Subservicer  as required by Item 1119(b) and (c) of  Regulation  AB, a summary  of the  requirements  of which as of the date  hereof is  attached  hereto as
      Exhibit N for  convenience  of  reference  only,  as  determined  by  Purchaser in its reasonable discretion;

      (vii) if so requested by the Purchaser,  the Company shall provide (or, as applicable, cause each  Third-Party  Originator to provide),  at the expense of the requesting party (to the extent of any additional  incremental  expense associated with delivery pursuant to this
Agreement),   such  statements  and  agreed-upon  procedures  letters  of  certified  public accountants reasonably acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for  securitizations  closed on or after January 1, 2006 or, in the case of Static Pool  Information  with respect to the
Company's  or  Third-Party  Originator's  originations  or  purchases,  to  calendar  months commencing  January  1,  2006,  or to  any  financial  information  included  in  any  other disclosure  provided  under this Section  11.18,  as the Purchaser or such  Depositor  shall reasonably  request.  Such  statements  and  letters  shall be  addressed  to and be for the benefit of such  parties as the  Purchaser  or such  Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor  and any broker  dealer acting as underwriter,  placement agent or initial purchaser with respect to a Pass-Through  Transfer.
Any such statement or letter may take the form of a standard,  generally applicable document accompanied by a reliance letter  authorizing  reliance by the addressees  designated by the
Purchaser or such Depositor;

      (viii) For the purpose of satisfying the reporting  obligation  under the Exchange Act with  respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) provide prompt notice to the Purchaser, any  Master  Servicer  and any  Depositor  in  writing  of (A) any  material  litigation  or
governmental   proceedings  involving  the  Company,  any  Subservicer  or  any  Third-Party
Originator,  (B) any affiliations or relationships  that develop  following the closing date of a  Securitization  Transaction  between the Company,  any  Subservicer or any Third-Party
Originator  and any of the parties  specified in clause (D) of paragraph (a) of this Section
(and any other parties  identified in writing by the requesting  party) with respect to such
Securitization  Transaction,  (C) any Event of Default under the terms of this  Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially all of the  assets  of the  Company,  and (E) the  Company's  entry  into  an  agreement  with a
Subservicer  to perform or assist in the  performance  of any of the  Company's  obligations under this Agreement or any  Reconstitution  Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

      (ix) As a condition to the  succession to the Company or any  Subservicer  as servicer or subservicer under this Agreement or any  Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall  provide to the Purchaser,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,  (x) written notice to the Purchaser and any  Depositor  of such  succession  or  appointment  and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser and such  Depositor,  all  information reasonably  requested  by the  Purchaser  or any  Depositor  in  order  to  comply  with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

      (x) In addition to such  information  as the  Company,  as  servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,  not later than ten days prior to the  deadline  for the  filing of any  distribution  report on Form 10-D in  respect  of any
Securitization  Transaction  that includes any of the Mortgage Loans serviced by the Company or any Subservicer,  the Company or such  Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report (including, if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be  required  to be  included  in the  related  distribution  report  on Form  10-D  (as specified in the provisions of Regulation AB referenced below):

                  (A)   any  material  modifications,  extensions  or  waivers of pool asset terms,  fees,  penalties  or  payments  during  the  distribution  period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (B)   material  breaches of pool asset  representations  or  warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C)   information  regarding  any pool asset  changes  (such as additions, substitutions or repurchases)  and any material  changes in origination,  underwriting or other  criteria for  acquisition  or selection of pool assets (Item  1121(a)(14) of
      Regulation AB); and

      (xi) Upon request,  the Company shall provide to the  Purchaser,  any Master  Servicer and any Depositor,  evidence of the authorization of the person signing any certification or statement,  copies or other  evidence of Fidelity  Bond  Insurance  and Errors and  Omission
Insurance policy,  financial  information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

      In connection with clause (x)(C) above,  the Purchaser shall inform the Company of any additions,  substitutions  or repurchases  of Mortgage  Loans  included in a  Securitization
Transaction originated or serviced by the Company,  promptly upon the occurrence of any such event.

      In the event of a conflict  or  inconsistency  between  the terms of Exhibit N and the text of the applicable Item of Regulation AB as cited above,  the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

      The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties participating in a Pass-Through Transfer:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master  Servicer,  if applicable)
responsible  for the  preparation,  execution  or filing of any report  required to be filed with the  Commission  with  respect to such  Pass-Through  Transfer,  or for  execution of a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Pass-Through Transfer;  each broker dealer acting as underwriter,  placement agent or initial  purchaser,  each Person who controls any of such parties or the  Depositor
(within  the  meaning of Section 15 of the  Securities  Act and  Section 20 of the  Exchange
Act); and the  respective  present and former  directors,  officers,  employees,  agents and affiliates of each of the foregoing and of the Depositor  (each,  an  "Indemnified  Party"), and shall hold each of them  harmless  from and  against  any  losses,  damages,  penalties, fines,  forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

      (i)(A) any untrue  statement of a material  fact  contained or alleged to be contained in any information,  report,  certification,  accountants' letter or other material provided under this  Section  11.18 by or on behalf of the  Company,  or provided  under this Section
11.18  by  or  on  behalf  of  any  Subservicer,  Subcontractor  or  Third-Party  Originator
(collectively,  the "Company Information"), or (B) the omission or alleged omission to state in the Company  Information a material fact required to be stated in the Company Information or  necessary in order to make the  statements  therein,  in the light of the  circumstances under which they were made, not misleading;  provided, by way of clarification,  that clause
(B) of this paragraph shall be construed solely by reference to the Company  Information and not to any  other  information  communicated  in  connection  with a  sale  or  purchase  of securities,  without  regard to whether the Company  Information  or any portion  thereof is presented together with or separately from such other information;

      (ii)  any  failure  by  the  Company,  any  Subservicer,   any  Subcontractor  or  any
Third-Party  Originator  to deliver any  information,  report,  certification,  accountants'
letter or other  material  when and as required  under this  Section  11.18,  including  any
failure  by  the  Company  to  identify   pursuant  to  Section   11.19  any   Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

      (iii) any breach by the Company of a  representation  or warranty set forth in Section
3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing  date of the related  Pass-Through  Transfer,  to the extent that such breach is not  cured by such  closing  date,  or any  breach by the  Company  of a  representation  or warranty in a writing furnished  pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

      (iv) the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

            If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an Indemnified  Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses, damages or liabilities  incurred by such  Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such Indemnified  Party on the one hand and the Company on the other.

            In the case of any failure of  performance  described  above,  the Company shall promptly reimburse the Purchaser, any Depositor, as applicable,  and each Person responsible for the  preparation,  execution  or  filing of any  report  required  to be filed  with the
Commission  with  respect  to  such  Securitization  Transaction,  or  for  execution  of  a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company, any Subservicer,  any Subcontractor or any Third-Party Originator.

      This  indemnification   shall  survive  the  termination  of  this  Agreement  or  the termination of any party to this Agreement.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      18.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.19:

      Section 11.19. Use of Subservicers and Subcontractors.

      (a)   The Company shall not hire or otherwise  utilize the services of any Subservicer to fulfill any of the  obligations  of the Company as servicer  under this  Agreement or any
Reconstitution  Agreement  unless the Company  complies with the provisions of paragraph (b)
of this  Section.  The  Company  shall not hire or  otherwise  utilize  the  services of any
Subcontractor,  and shall not  permit  any  Subservicer  to hire or  otherwise  utilize  the services of any Subcontractor,  to fulfill any of the obligations of the Company as servicer under this Agreement or any  Reconstitution  Agreement  unless the Company complies with the provisions of paragraph (d) of this Section.

      (b)   The  Company  shall  cause  any  Subservicer  used  by  the  Company  (or by any
Subservicer)  for the  benefit  of the  Purchaser  and any  Depositor  to  comply  with  the provisions of this Section and with Sections 3.01(p),  3.01(s), 6.04, 6.07 and 11.18 of this
Agreement to the same extent as if such  Subservicer  were the  Company,  and to provide the information  required  with  respect  to such  Subservicer  under  Section  3.01(r)  of this
Agreement.  The  Company  shall be  responsible  for  obtaining  from each  Subservicer  and delivering to the Purchaser  and any Depositor any Annual  Statement of Compliance  required to be delivered by such Subservicer under Section 6.04(a),  any Assessment of Compliance and
Attestation  Report required to be delivered by such Subservicer  under Section 6.07 and any
Annual Certification required under Section 6.04(b) as and when required to be delivered.

      (c)   The  Company  shall  promptly  upon  request  provide to the  Purchaser  and any
Depositor  (or  any  designee  of  the  Depositor,  such  as  an  administrator)  a  written description (in form and substance  satisfactory to the Purchaser and such Depositor) of the role  and  function  of each  Subcontractor  utilized  by the  Company  or any  Subservicer, specifying  (i) the  identity  of each  such  Subcontractor,  (ii)  which  (if  any) of such
Subcontractors  are  "participating  in the servicing  function"  within the meaning of Item
1122 of Regulation AB, and (iii) which elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each Subcontractor  identified  pursuant to clause
(ii) of this paragraph.

      (d)   As a  condition  to  the  utilization  of  any  Subcontractor  determined  to be
"participating in the servicing  function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any Subservicer)
for the  benefit  of the  Purchaser  and any  Depositor  to comply  with the  provisions  of
Sections 6.07 and 11.18 of this Agreement to the same extent as if such  Subcontractor  were the Company.  The Company shall be  responsible  for obtaining from each  Subcontractor  and delivering to the Purchaser and any Depositor any Assessment of Compliance  and  Attestation
Report and the other  certificates  required to be  delivered by such  Subservicer  and such
Subcontractor under Section 6.07, in each case as and when required to be delivered.

      19.   Article XI of the  Agreement is hereby  amended  effective as of the date hereof by adding the following new Section 11.20:

      Section 11.20. Third Party Beneficiary.

      For  purposes of this  Agreement, each  Master  Servicer  shall be  considered a third party beneficiary to this Agreement,  entitled to all the rights and  benefits hereof  as if it were a direct party to this Agreement.

      20.   The Agreement is hereby  amended as of the date hereof by deleting  Exhibit E in its entirety and replacing it with the following:

                                            EXHIBIT E

                                REPORTING DATA FOR MONTHLY REPORT
      [OBJECT OMITTED]
      21.   The  Agreement is hereby  amended as of the date hereof by adding the  following new Exhibit F:

                                            EXHIBIT F

                                REPORTING DATA FOR DEFAULTED LOANS

                         Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------
   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CLIENT_NBR                Servicer Client Number
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_FIRST_NAME       First Name of the Borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_LAST_NAME        Last name of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ADDRESS              Street Name and Number of Property
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_STATE                The state where the  property
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ZIP                  Zip code where the property is
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OCCUPANT_CODE             Classification of how the property
                          is occupied.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
If applicable:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-    Approved Assumption
o     BAP-      Borrower Assistance Program
o     CO-    Charge Off
o     DIL-        Deed-in-Lieu
o     FFA-        Formal Forbearance Agreement
o     MOD-        Loan Modification
o     PRE-        Pre-Sale
o     SS-         Short Sale
o     MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

      22.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit K:

                                            EXHIBIT K

                               COMPANY'S OBLIGATIONS IN CONNECTION
                                      WITH A RECONSTITUTION

      •     The  Company  shall (i)  possess  the  ability to  service  to a  securitization documents;  (ii) service on a  "Scheduled/Scheduled"  reporting basis (advancing through the liquidation of an REO Property),  (iii) make  compensating  interest payments on payoffs and curtailments  and (iv) remit and report to a Master  Servicer in format  acceptable  to such
Master Servicer by the 10th calendar day of each month.

      •     The  Company  shall  provide  an  acceptable  annual  certification   (officer's
certificate) to the Master Servicer (as required by the  Sarbanes-Oxley Act of 2002) as well as any other annual  certifications  required under the  securitization  documents (i.e. the
annual  statement  as  to  compliance/annual   independent   certified  public  accountants'
servicing report due by March 1 of each year).

      •     The  Company  shall  allow  for the  Purchaser,  the  Master  Servicer  or their designee to perform a review of audited financials and net worth of the Company.

      •     The Company shall provide a Uniform Single Attestation  Program  certificate and
Management Assertion as requested by the Master Servicer or the Purchaser.

      •     The Company shall provide  information on each Custodial Account as requested by the Master  Servicer or the  Purchaser,  and each  Custodial  Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

      •     The  Company  shall  maintain  its  servicing  system  in  accordance  with  the requirements of the Master Servicer.

      23.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit L:

                                            EXHIBIT L

                                  FORM OF COMPANY CERTIFICATION

Re:   The [ ] agreement dated as of [     l,  200[  ]  (the  "Agreement"),  among  [IDENTIFY
PARTIES]

      I,  ____________________________,  the  _______________________  of [NAME OF  COMPANY]
(the "Company"),  certify to [the Purchaser],  [the  Depositor],  and the [Master  Servicer]
[Securities  Administrator]  [Trustee],  and their  officers,  with the knowledge and intent that they will rely upon this certification, that:

            I have  reviewed the servicer  compliance  statement of the Company  provided in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on  assessment of the Company's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing  of the  Mortgage  Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]  [Master Servicer]
      [Securities  Administrator]  [Trustee]  pursuant to the Agreement  (collectively,  the
      "Company Servicing Information");

            Based on my  knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material fact necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period of time covered by the Company Servicing Information;

            Based on my knowledge,  all of the Company Servicing  Information required to be provided by the  Company  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];

            I am  responsible  for  reviewing  the  activities  performed  by the Company as servicer  under the  Agreement,  and based on my knowledge and the  compliance  review conducted  in  preparing  the  Compliance  Statement  and except as  disclosed  in the
      Compliance Statement,  the Servicing Assessment or the Attestation Report, the Company
      has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by  the  Company  pursuant  to  this
Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described in such reports have been  disclosed to the  [Depositor]  [Master  Servicer].  Any material  instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

      24.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit M:

                                         EXHIBIT M

                                  SUMMARY OF REGULATION AB
                                     SERVICING CRITERIA

NOTE:  This  Exhibit M is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit M and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1122(d)
(i)   General servicing considerations.
(A)   Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.
(B)   If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's  performance and compliance with such servicing activities.
(C)   Any requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.
(D)   A  fidelity  bond  and  errors  and  omissions  policy  is  in  effect  on  the  party participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required  by and  otherwise  in  accordance  with  the  terms  of the  transaction agreements.
(ii)  Cash collection and administration.
(A)   Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.
(B)   Disbursements  made via wire  transfer on behalf of an obligor or to an  investor  are made only by authorized personnel.
(C)   Advances of funds or guarantees  regarding  collections,  cash flows or distributions, and any interest or other fees charged for such  advances,  are made,  reviewed and approved as specified in the transaction agreements.
(D)   The related  accounts for the  transaction,  such as cash reserve accounts or accounts established  as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to commingling of cash) as set forth in the transaction agreements.
(E)   Each custodial account is maintained at a federally insured depository  institution as set  forth  in the  transaction  agreements.  For  purposes  of this  criterion,  "federally insured  depository  institution"  with respect to a foreign  financial  institution means a foreign  financial  institution  that  meets the  requirements  of Rule  13k-1(b)(1)  of the
Securities Exchange Act.
(F)   Unissued checks are safeguarded so as to prevent unauthorized access.
(G)   Reconciliations  are  prepared  on a  monthly  basis for all  asset-backed  securities related bank  accounts,  including  custodial  accounts and related bank clearing  accounts.
These reconciliations are (A) mathematically  accurate; (B) prepared within 30 calendar days after  the bank  statement  cutoff  date,  or such  other  number of days  specified  in the transaction  agreements;  (C)  reviewed  and  approved by someone  other than the person who prepared the  reconciliation;  and (D) contain  explanations  for reconciling  items.  These reconciling items are resolved within 90 calendar days of their original identification,  or such other number of days specified in the transaction agreements.
(iii) Investor remittances and reporting.
(A)   Reports to investors,  including those to be filed with the Commission, are maintained in accordance  with the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information  calculated in accordance with the terms  specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors'  or the trustee's records as to the total unpaid  principal  balance and number of mortgage  loans serviced by the Servicer.
(B)   Amounts due to investors are allocated  and remitted in  accordance  with  timeframes, distribution priority and other terms set forth in the transaction agreements.
(C)   Disbursements  made  to an  investor  are  posted  within  two  business  days  to the
Servicer's  investor  records,  or such other number of days  specified  in the  transaction agreements.
(D)   Amounts  remitted to investors per the investor  reports agree with cancelled  checks, or other form of payment, or custodial bank statements.
(iv)  Mortgage Loan administration.
(A)   Collateral or security on mortgage loans is maintained as required by the  transaction agreements or related mortgage loan documents.
(B)   Mortgage loan and related  documents are  safeguarded  as required by the  transaction agreements.
(C)   Any  additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
(D)   Payments on  mortgage  loans,  including  any  payoffs,  made in  accordance  with the related mortgage loan documents are posted to the Servicer's  obligor records  maintained no more than two business  days after  receipt,  or such other number of days  specified in the transaction agreements,  and allocated to principal,  interest or other items (e.g., escrow)
in accordance with the related mortgage loan documents.
(E)   The Servicer's  records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
(F)   Changes  with  respect to the terms or status of an  obligor's  mortgage  loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.
(G)   Loss mitigation or recovery actions (e.g., forbearance plans,  modifications and deeds in lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are initiated, conducted and concluded in accordance with the timeframes or other requirements  established by the transaction agreements.
(H)   Records  documenting  collection  efforts are maintained  during the period a mortgage loan is  delinquent  in  accordance  with  the  transaction  agreements.  Such  records  are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity's  activities in monitoring  delinquent  mortgage loans including,  for example,  phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
(I)   Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable rates are computed based on the related mortgage loan documents.
(J)   Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's  mortgage loan documents,  on at least an annual basis, or such other period specified in the transaction agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with applicable mortgage loan documents and state laws;  and (C) such funds are returned to the obligor within 30 calendar days  of full  repayment  of the  related  mortgage  loans,  or such  other  number  of days specified in the transaction agreements.
(K)   Payments made on behalf of an obligor (such as tax or insurance  payments) are made on or before the related penalty or expiration  dates, as indicated on the appropriate bills or notices for such  payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates,  or such other number of days  specified in the transaction agreements.
(L)   Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late payment was due to the obligor's error or omission.
(M)   Disbursements  made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer,  or such other number of days specified in the transaction agreements.
(N)   Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
(O)   Any external  enhancement or other support,  identified in Item 1114(a)(1) through (3)
or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

      25.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit N:
                                         EXHIBIT N

                      SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit N is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit N and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

      -Provide static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

      -Provide  static  pool  information  regarding  delinquencies,  cumulative  losses and prepayments for prior securitized pools of the Company.

      -If the Company has less than 3 years experience  securitizing assets of the same type as the Mortgage  Loans,  provide the static pool  information by vintage  origination  years regarding  loans  originated  or purchased by the Company,  instead of by prior  securitized pool. A vintage origination year represents mortgage loans originated during the same year.

      -Such  static pool  information  shall be for the prior five years,  or for so long as the Company has been  originating or purchasing (in the case of data by vintage  origination year) or securitizing (in the case of data by prior  securitized  pools) such mortgage loans if for less than five years.

      -The static pool information for each vintage  origination  year or prior  securitized pool, as applicable,  shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

      -Provide  summary   information  for  the  original   characteristics   of  the  prior
securitized  pools or vintage  origination  years,  as applicable  and material,  including:
number of pool assets,  original  pool  balance,  weighted  average  initial  loan  balance, weighted  average  mortgage  rate,  weighted  average and minimum and maximum FICO,  product type, loan purpose,  weighted average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

      Provide the  following  information  with respect to each  servicer that will service, including  interim  service,  20% or more of the  mortgage  loans in any  loan  group in the securitization issued in the Pass-Through Transfer:

      -a description of the Company's form of organization;

      -a description of how long the Company has been servicing  residential mortgage loans;
a general discussion of the Company's  experience in servicing assets of any type as well as a more detailed discussion of the Company's  experience in, and procedures for the servicing
function  it  will  perform  under  this  Agreement  and  any   Reconstitution   Agreements;
information  regarding  the size,  composition  and  growth of the  Company's  portfolio  of mortgage loans of the type similar to the Mortgage Loans and  information on factors related to the Company that may be material to any analysis of the  servicing of the Mortgage  Loans or the related  asset-backed  securities,  as applicable,  including  whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any  act or  failure  to act  of  the  Company,  whether  any  material  noncompliance  with applicable  servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

      -a description of any material changes to the Company's  policies or procedures in the servicing  function it will perform under this Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

      -information  regarding the Company's  financial condition to the extent that there is a material  risk that the effect on one or more  aspects of  servicing  resulting  from such financial  condition  could  have a material  impact on the  performance  of the  securities issued in the  Pass-Through  Transfer,  or on servicing of mortgage  loans of the same asset type as the Mortgage Loans;

      -any special or unique  factors  involved in  servicing  loans of the same type as the
Mortgage Loans, and the Company's processes and procedures designed to address such factors;

      -statistical  information  regarding  principal  and  interest  advances  made  by the
Company on the Mortgage  Loans and the Company's  overall  servicing  portfolio for the past three years; and

      -the  Company's  process  for  handling   delinquencies,   losses,   bankruptcies  and
recoveries,  such  as  through  liquidation  of REO  Properties,  foreclosure,  sale  of the
Mortgage Loans or workouts.

Item 1110(a)

      -Identify any originator or group of affiliated  originators  that  originated,  or is expected  to  originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

      Provide  the  following  information  with  respect  to any  originator  or  group  of affiliated  originators  that  originated,  or is expected to originate,  20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

      -the Company's form of organization; and

      -a description of the Company's  origination program and how long the Company has been engaged  in  originating  residential  mortgage  loans,  which  description  must  include a discussion of the Company's  experience in  originating  mortgage  loans of the same type as the Mortgage  Loans and  information  regarding  the size and  composition  of the Company's origination  portfolio  as well as  information  that may be  material to an analysis of the performance of the Mortgage  Loans,  such as the Company's  credit-granting  or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

      -describe  any legal  proceedings  pending  against  the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

      -describe  any  affiliations  of the Company,  each other  originator  of the Mortgage
Loans and each  Subservicer  with the  sponsor,  depositor,  issuing  entity,  trustee,  any originator, any other servicer, any significant obligor,  enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  entered  into  outside of the  ordinary  course of business or on terms other than those  obtained in an arm's length  transaction  with an unrelated  third party,  apart from the Pass-Through  Transfer,  between the Company, each other originator of the Mortgage
Loans and each Subservicer,  or their respective affiliates,  and the sponsor,  depositor or issuing entity or their respective  affiliates,  that exists currently or has existed during the  past two  years,  that may be  material  to the  understanding  of an  investor  in the securities issued in the Pass-Through Transfer.

Item 1119(c)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  involving or relating to the  Mortgage  Loans or the  Pass-Through  Transfer,
including the material terms and approximate  dollar amount  involved,  between the Company, each other  originator  of the  Mortgage  Loans and each  Subservicer,  or their  respective affiliates  and the sponsor,  depositor or issuing  entity or their  respective  affiliates, that exists currently or has existed during the past two years.

      26.   The  Agreement is hereby  amended  effective as of the date hereof by adding the following new Exhibit O:

                                         EXHIBIT O

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment of compliance to be delivered by [the Company]  [Name of  Subservicer]
shall  address,  at a minimum,  the criteria  identified as below as  "Applicable  Servicing
Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions               X
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into          X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf         X
                of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding              X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately                  X
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to               X
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly             x
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------
                      Investor Remittances and Reporting
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be            x
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and             x
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days         x
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other          x
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------
                           Pool Asset Administration
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is           x
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction             x
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to            x
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any              x
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage          x
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of         x
                an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             x
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are             x
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of              x
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.
----------------                                                ----------------
1122(d)(4)(x)   Regarding any funds held in trust for an               x
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as         x
                tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with          x
                any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,          x
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible          x
                accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)  set forth in the transaction agreements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date: _________________________

                                    By:   _________________________
                                    Name:
                                    Title:

      27.   The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                             91

                                            EXHIBIT P

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            * For taxes and  insurance  advances - see page 2 of 332 form -  breakdown required showing period

              of coverage,  base tax,  interest,  penalty.  Advances  prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            * Other  expenses  -  copies of  corporate  advance  history  showing  all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L  supporting  the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            *  Copy  of the  HUD 1  from  the  REO  sale.  If a 3rd  Party  Sale,  bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            * All other  credits  need to be  clearly  defined  on the 332  form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
                                                      ________________           (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail

---------------------------------------------------------------------------------
    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

      28.   Except as amended  above,  the Agreement  shall continue to be in full force and effect in accordance with its terms.

      29.   This  Amendment  may be  executed  by one or more of the  parties  hereto on any number of separate  counterparts and of said counterparts  taken together shall be deemed to constitute one and the same instrument.

                                  [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF,  the following  parties have caused
their names to be signed hereto by their respective  officers thereunto duly  authorized as of the day and year first above written.
                                          EMC MORTGAGE
                                          CORPORATION,
                                                as Purchaser

                                          By:
                                          Name:
                                          Title:

                                          HOMEBANC MORTGAGE
                                          CORPORATION,
                                                as Company

                                          By:

                                          Name:
                                          Title:

                                                  EXHIBIT H-6

                  EMC MORTGAGE CORPORATION

                                                Purchaser,

               HSBC MORTGAGE CORPORATION (USA)

Company,

                    AMENDED AND RESTATED
        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                Dated as of September 1, 2005

         (Fixed and Adjustable Rate Mortgage Loans)

                          ARTICLE I

Section 1.01     Defined Terms..........................................2

                         ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

Section 2.09     Near-term Principal Prepayments; Near Term
                         Payment Defaults...............................19
Section 2.10     Modification of Obligations............................19

                         ARTICLE III

Section 3.01     Representations and Warranties of the Company..........21
 Section 3.02     Representations and Warranties as to

                         ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts.................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account..............................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts....................43
Section 4.07     Permitted Withdrawals From Escrow Account..............44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy...............................47
Section 4.12     Fidelity Bond, Errors and Omissions Insurance..........48
Section 4.13    Title, Management and Disposition of REO
Property................................................................48
Section 4.14     Notification of Maturity
Date..........................50

                          ARTICLE V

                         ARTICLE VI

Section 6.01     Assumption Agreements..................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report..................56
Section 6.06     Purchaser's Right to Examine Company Records...........56

                         ARTICLE VII

Section 7.01      Company Shall Provide Information as
                         Reasonably Required............................57

                        ARTICLE VIII

Section 8.01     Indemnification; Third Party Claims....................58
Section 8.02     Merger or Consolidation of the Company.................58
Section 8.03     Limitation on Liability of the Company and
                         Others.........................................59
Section 8.04     Company Not to Assign or Resign........................59
Section 8.05     No Transfer of Servicing...............................59

                         ARTICLE IX

Section 9.01     Events of Default......................................61
Section 9.02     Waiver of Defaults.....................................62

                          ARTICLE X

Section 10.01    Termination............................................62
Section 10.02     Termination without cause.............................63

                         ARTICLE XI

Section 11.19     Monthly Reporting with Respect to a Reconstitution....

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and
                         Recognition Agreement
   E                    Form of Trial Balance
   F                    [reserved]
   G                    Request for Release of Documents and Receipt
   H                    Company's Underwriting Guidelines
   I                    Form of Term Sheet
   J                    Reconstituted Mortgage Loan Reporting

      This is an Amended and  Restated  Purchase,  Warranties
and  Servicing  Agreement,  dated as of  September  1,  2005, which  amends  and  restates  the  Purchase,  Warranties  and
Servicing  Agreement,  originally  dated  May 1,  2002,  each between EMC MORTGAGE CORPORATION,  as Purchaser, with offices located at Mac  Arthur  Ridge II,  909  Hidden  Ridge  Drive,
Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  and HSBC
Mortgage  Corporation  (USA),  with  offices  located at 2929
Walden Avenue, Depew, New York 14043 (the "Company").

                    W I T N E S S E T H :

      WHEREAS,   the  Purchaser  has  heretofore   agreed  to
purchase  from the Company  and the  Company  has  heretofore agreed to sell to the Purchaser,  from time to time,  certain
Mortgage Loans on a servicing retained basis;

      WHEREAS,  each of the  Mortgage  Loans is  secured by a
mortgage,   deed  of  trust  or  other  security   instrument
creating a first lien on a  residential  dwelling  located in the  jurisdiction  indicated on the Mortgage  Loan  Schedule, which is annexed to the related Term Sheet; and

      WHEREAS,   the   Purchaser  and  the  Company  wish  to
prescribe the  representations  and warranties of the Company with  respect  to  itself  and  the  Mortgage  Loans  and the management, servicing and control of the Mortgage Loans;

      NOW,   THEREFORE,   in   consideration  of  the  mutual
agreements  hereinafter  set  forth,  and for other  good and valuable consideration,  the receipt and adequacy of which is hereby  acknowledged,  the Purchaser and the Company agree as follows:

                          ARTICLE I

                         DEFINITIONS

      Section 1.01  Defined Terms.

      Whenever used in this  Agreement,  the following  words
and phrases,  unless the context  otherwise  requires,  shall have the following meaning specified in this Article:

      Accepted  Servicing  Practices:  With  respect  to  any
Mortgage Loan, those mortgage servicing practices  (including
collection    procedures)   of   prudent   mortgage   banking
institutions  which service  mortgage  loans of the same type as such Mortgage Loan in the  jurisdiction  where the related
Mortgaged  Property is located,  and which are in  accordance with Fannie Mae servicing  practices and procedures,  for MBS
pool   mortgages,   as  defined  in  the  Fannie  Mae  Guides
including future updates.

      Adjustment  Date: As to each  adjustable  rate Mortgage
Loan,  the  date  on  which  the  Mortgage  Interest  Rate is
adjusted  in  accordance   with  the  terms  of  the  related
Mortgage Note.

      Agreement:  This  Purchase,  Warranties  and  Servicing
Agreement  including all exhibits hereto,  amendments  hereof and supplements hereto.

      Appraised   Value:   With  respect  to  any   Mortgaged
Property,  the lesser of (i) the value  thereof as determined by an appraisal  made for the originator of the Mortgage Loan at the  time  of  origination  of  the  Mortgage  Loan  by an appraiser who met the minimum  requirements of Fannie Mae and
FHLMC,  and  (ii) the  purchase  price  paid for the  related
Mortgaged  Property by the Mortgagor with the proceeds of the
Mortgage  Loan,   provided,   however,   in  the  case  of  a
Refinanced   Mortgage  Loan,  such  value  of  the  Mortgaged
Property  is based  solely  upon the value  determined  by an
appraisal  made  for  the   originator  of  such   Refinanced
Mortgage Loan at the time of origination  of such  Refinanced
Mortgage   Loan  by  an   appraiser   who  met  the   minimum
requirements  of FANNIE  MAE and  FHLMC.  However in the case of a mortgage  made on  property in New York State value will always be determined by the  appraisal  for  determining  any requirement for primary mortgage insurance only.

      Assignment:  An individual  assignment of the Mortgage,
notice of transfer or  equivalent  instrument,  in recordable form,  sufficient under the laws of the jurisdiction  wherein the  related  Mortgaged  Property  is  located  to reflect of record the sale or transfer of the Mortgage Loan.

      BIF:  The Bank Insurance Fund, or any successor
thereto.

      Business  Day:  Any day other  than:  (i) a Saturday or
Sunday,  or (ii) a legal  holiday in the State of New York or
(iii) a day on  which  banks  in the  State  of New  York are authorized  or  obligated  by law or  executive  order  to be closed.

      Buydown  Agreement:  An  agreement  between  the Seller
and a  Mortgagor,  or  an  agreement  among  the  Company,  a
Mortgagor  and a seller of a  Mortgaged  Property  or a third party with respect to a Mortgage Loan which  provides for the application of Buydown Funds.

      Buydown  Funds:  In  respect  of any  Buydown  Mortgage
Loan,  any  amount  contributed  by  seller  of  a  Mortgaged
Property  subject to a Buydown  Mortgage  Loan,  the buyer of
such  property,   the  Company  or  any  other  source,  plus
interest earned thereon,  in order to enable the Mortgagor to reduce the payments  required to be made from the mortgagor's fund in the early years of a Mortgage Loan.

      Buydown  Mortgage  Loan:  Any Mortgage  Loan in respect
of which, pursuant to a Buydown Agreement,  (i) the Mortgagor pays less than the full  monthly  payments  specified  in the
Mortgage   Note  for  a  specified   period,   and  (ii)  the
difference  between the payments  required under such Buydown
Agreement  and the  Mortgage  Note is provided  from  Buydown
Funds.

      Buydown  Period:  The  period  of time  when a  Buydown
Agreement  is in effect  with  respect  to a related  Buydown
Mortgage Loan.

      Closing Date:  With respect to any Mortgage  Loan,  the
date stated on the related Term Sheet.

      Code:       The Internal  Revenue Code of 1986,  or any
successor statute thereto.

      Company:   HSBC  Mortgage   Corporation   (USA),  their
successors  in interest  and  assigns,  as  permitted by this
Agreement.

      Condemnation  Proceeds:  All awards or  settlements  in
respect  of  a  Mortgaged  Property,   whether  permanent  or
temporary,  partial or entire,  by  exercise  of the power of eminent  domain or  condemnation,  to the extent not required to be released to a Mortgagor  in  accordance  with the terms of the related Mortgage Loan Documents.

      Confirmation:  The trade  confirmation  letter  between
the  Purchaser  and the Company which relates to the Mortgage
Loans.

      Consumer Information:  Information  including,  but not
limited to, all personal  information  about  Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

      Co-op Lease:  With  respect to a Co-op Loan,  the lease
with  respect to a dwelling  unit  occupied by the  Mortgagor and relating to the stock  allocated to the related  dwelling unit.

      Co-op Loan:  A Mortgage  Loan  secured by the pledge of
stock   allocated  to  a  dwelling   unit  in  a  residential
cooperative housing  corporation and a collateral  assignment of the related Co-op Lease.

      Credit  Score:   The  credit  score  of  the  Mortgagor
provided  by  Fair,  Isaac &  Company,  Inc.  or  such  other
organization    providing   credit   scores   as   per   HSBC
underwriting/program  guidelines in affect at the time of the origination of a Mortgage Loan.

      Current Appraised Value:      With   respect   to   any
Mortgaged  Property,  the value  thereof as  determined by an appraisal  made for the Company (by an appraiser  who met the requirements  of the  Company  and Fannie Mae) at the request of a  Mortgagor  for  the  purpose  of  canceling  a  Primary
Mortgage  Insurance Policy in accordance with federal,  state and  local  laws and  regulations  or  otherwise  made at the request of the Company or Mortgagor.

      Current LTV:      The  ratio  of the  Stated  Principal
Balance of a Mortgage Loan to the Current  Appraised Value of
the Mortgaged Property.

      Custodial  Account:  Each  separate  demand  account or
accounts  created and  maintained  pursuant  to Section  4.04 which  shall be entitled  "[_____________________],  in trust for  the  [Purchaser],  Owner  of  Adjustable  Rate  Mortgage
Loans" and shall be  established in an Eligible  Account,  in the name of the Person that is the  "Purchaser"  with respect to the related Mortgage Loans.

      Custodian:  With  respect  to any  Mortgage  Loan,  the
entity stated on the related Term Sheet,  and its  successors and assigns, as custodian for the Purchaser.

      Cut-off Date:  With respect to any Mortgage  Loan,  the
date stated on the related Term Sheet.

      Determination  Date:  The 15th day (or if such 15th day
is  not  a  Business   Day,  the  Business  Day   immediately
preceding  such  15th  day)  of  the  month  of  the  related
Remittance Date.

      Due Date:  The day of the  month on which  the  Monthly
Payment is due on a Mortgage  Loan,  exclusive of any days of grace, which is the first day of the month.

      Due Period:  With respect to any  Remittance  Date, the
period  commencing  on the second day of the month  preceding the  month of such  Remittance  Date and  ending on the first day of the month of the Remittance Date.

      Eligible   Account:    An   account   established   and
maintained:   (i)  within  FDIC  insured  accounts   created,
maintained  and  monitored  by the  Company so that all funds deposited  therein  are  fully  insured,  or  (ii) as a trust account with the corporate  trust  department of a depository institution or trust company  organized under the laws of the
United States of America or any one of the states  thereof or the  District of Columbia  which is not  affiliated  with the
Company (or any  sub-servicer)  or (iii) with an entity which is an  institution  whose  deposits  are insured by the FDIC,
the   unsecured   and    uncollateralized    long-term   debt
obligations  of  which  shall  be  rated  "A2" or  higher  by
Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable Rating
Agency,   and   which  is  either   (a)  a  federal   savings
association  duly  organized,  validly  existing  and in good standing  under the federal  banking laws, (b) an institution duly organized,  validly  existing and in good standing under the  applicable  banking  laws of any  state,  (c) a national banking  association under the federal banking laws, or (d) a principal  subsidiary of a bank holding  company,  or (iv) if
ownership   of   the   Mortgage   Loans   is   evidenced   by
mortgaged-backed  securities, the equivalent required ratings of each Rating  Agency,  and held such that the rights of the
Purchaser and the owner of the Mortgage  Loans shall be fully protected  against the claims of any creditors of the Company
(or any  sub-servicer)  and of any creditors or depositors of the  institution  in which such account is  maintained or (v)
in  a  separate  non-trust  account  without  FDIC  or  other insurance  in an  Eligible  Institution.  In the event that a
Custodial  Account is  established  pursuant to clause (iii),
(iv) or (v) of the  preceding  sentence,  the  Company  shall provide the  Purchaser  with  written  notice on the Business
Day  following the date on which the  applicable  institution fails to meet the applicable ratings requirements.

      Eligible  Institution:  An  institution  having (i) the
highest  short-term  debt rating,  and one of the two highest long-term  debt ratings of each Rating  Agency;  or (ii) with respect to any  Custodial  Account,  an  unsecured  long-term debt  rating  of at least  one of the two  highest  unsecured long-term debt ratings of each Rating Agency.

      Equity   Take-Out    Refinanced    Mortgage   Loan:   A
Refinanced  Mortgage  Loan  the  proceeds  of  which  were in excess of the outstanding  principal  balance of the existing mortgage loan as defined in the HSBC  underwriting  manual in effect at the time of origination.

      Escrow   Account:   Each  separate   trust  account  or
accounts  created and  maintained  pursuant  to Section  4.06 which  shall be  entitled  "__________________,  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,
and  various  Mortgagors"  and  shall  be  established  in an
Eligible  Account,  in the  name  of the  Person  that is the
"Purchaser" with respect to the related Mortgage Loans.

      Escrow  Payments:  With respect to any  Mortgage  Loan,
the amounts  constituting ground rents,  taxes,  assessments,
water  rates,  sewer  rents,   municipal  charges,   mortgage
insurance  premiums,  fire  and  hazard  insurance  premiums, condominium  charges,  and any other payments  required to be escrowed by the Mortgagor with the mortgagee  pursuant to the
Mortgage or any other document.

      Event  of  Default:   Any  one  of  the  conditions  or
circumstances enumerated in Section 9.01.

      Fannie Mae: The Federal National Mortgage  Association,
or any successor thereto.

      Fannie Mae  Guide(s):  The Fannie Mae Selling Guide and
the  Fannie  Mae  Servicing   Guide  and  all  amendments  or
additions thereto.

      FDIC: The Federal  Deposit  Insurance  Corporation,  or
any successor thereto.

      FHLMC: The Federal Home Loan Mortgage  Corporation,  or
any successor thereto.

      FHLMC Guide:  The FHLMC Single  Family  Seller/Servicer
Guide and all amendments or additions thereto.

      Fidelity  Bond:  A fidelity  bond to be  maintained  by
the Company pursuant to Section 4.12.

      FIRREA: The Financial  Institutions  Reform,  Recovery,
and Enforcement Act of 1989.

      First  Remittance  Date:  With  respect to any Mortgage
Loan,  the Remittance  Date occurring in the month  following the month in which the related Closing Date occurs.

      GAAP:   Generally   accepted   accounting   principles,
consistently applied.

      HUD:  The  United  States  Department  of  Housing  and
Urban Development or any successor.

      Index:  With respect to any  adjustable  rate  Mortgage
Loan, the index  identified on the Mortgage Loan Schedule and set forth in the  related  Mortgage  Note for the  purpose of calculating the interest rate thereon.

      Initial Rate Cap: As to each  adjustable  rate Mortgage
Loan, where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

      Insurance  Proceeds:  With  respect  to  each  Mortgage
Loan,  proceeds of insurance  policies  insuring the Mortgage
Loan or the related Mortgaged Property.

      Interest  Only  Mortgage  Loan:  A  Mortgage  Loan that
requires  payment of interest for a period of time  specified on the related Mortgage Note during the interest-only  period followed by full  amortization  of the remaining  balance for the remaining duration of the loan.

      Lifetime   Rate  Cap:  As  to  each   adjustable   rate
Mortgage  Loan, the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan.

      Liquidation  Proceeds:   Cash  received  in  connection
with the  liquidation of a defaulted  Mortgage Loan,  whether through  the  sale  or  assignment  of  such  Mortgage  Loan, trustee's sale, foreclosure sale or otherwise.

      Loan-to-Value   Ratio  or  LTV:  With  respect  to  any
Mortgage  Loan,   the  ratio  of  the  original   outstanding
principal  amount of the Mortgage  Loan,  to the lower of the
Appraised   Value  or  the  Sales  Price  of  the   Mortgaged
Property.  However,  in  the  case  of  a  mortgage  made  on property in New York State,  value will always be  determined by the appraisal for  determining any requirement for primary mortgage insurance only.

      Margin:  With respect to each  adjustable rate Mortgage
Loan, the fixed  percentage  amount set forth in each related
Mortgage  Note  which  is  added  to the  Index  in  order to determine the related  Mortgage  Interest  Rate, as set forth in the Mortgage Loan Schedule.

      MERS: Mortgage Electronic  Registration  System,  Inc.,
a subsidiary of MERSCORP, Inc.

      MERS Mortgage Loan:  Any Mortgage Loan registered with
MERS on the MERS® System.

      MERS®  System:  The  electronic  mortgage  registration
system maintained by MERS.

      MIN:  The Mortgage  Identification  Number for any MERS
Mortgage Loan.

      MOM  Mortgage:  A  Mortgage  Loan  naming  MERS  as the
original mortgagee on the mortgage security instrument.

      Monthly  Advance:  The  aggregate of the advances  made
by the  Company on any  Remittance  Date  pursuant to Section
5.03.

      Monthly  Payment:  The  scheduled  monthly  payment  of
principal  (if  applicable)  and interest on a Mortgage  Loan which is payable by a Mortgagor  under the  related  Mortgage
Note.

      Mortgage:   The  mortgage,   deed  of  trust  or  other
instrument  securing  a Mortgage  Note which  creates a first lien  on an  unsubordinated  estate  in fee  simple  in  real property securing the Mortgage Note.

      Mortgage File: The mortgage  documents  pertaining to a
particular  Mortgage  Loan which are  specified  in Exhibit A hereto and any additional  documents  required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage   Impairment   Insurance  Policy:  A  mortgage
impairment or blanket hazard  insurance policy as required by
Section 4.11.

      Mortgage  Interest  Rate:  The  annual  rate  at  which
interest  accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable  rate  Mortgage  Loan, in accordance with the provisions of the related Mortgage Note.

      Mortgage  Loan:  An  individual  mortgage loan which is
the subject of this Agreement,  each Mortgage Loan originally sold and subject to this  Agreement  being  identified on the
Mortgage  Loan  Schedule  attached to the related Term Sheet, which Mortgage Loan includes without  limitation the Mortgage
File,   the   Monthly   Payments,    Principal   Prepayments,
Liquidation  Proceeds,   Condemnation   Proceeds,   Insurance
Proceeds,  REO  Disposition  Proceeds,  and all other rights,
benefits,   proceeds  and  obligations  arising  from  or  in
connection  with such Mortgage  Loan,  excluding  replaced or repurchased mortgage loans.

      Mortgage  Loan  Documents:  The  documents  listed  in
Exhibit A.

      Mortgage  Loan  Remittance  Rate:  With respect to each
Mortgage  Loan,  the annual rate of interest  remitted to the
Purchaser,  which  shall be equal  to the  Mortgage  Interest
Rate minus the Servicing Fee Rate.

      Mortgage  Loan  Schedule:   The  schedule  of  Mortgage
Loans  annexed  to the  related  Term  Sheet,  such  schedule setting forth the following  information with respect to each
Mortgage Loan in the related Mortgage Loan Package:

      (1)   the Company's Mortgage Loan identifying number;

      (2)   the Mortgagor's first and last name;

      (3)   the  street  address  of the  Mortgaged  Property
including the city, state and zip code;

      (4)   a code indicating  whether the Mortgaged Property
is owner-occupied, a second home or an investor property;

      (5)   the  type of  residential  property  constituting
the Mortgaged Property;

(12)  the original months to maturity of the Mortgage Loan;

(13)  the  remaining  months  to  maturity  from the  related
Cut-off  Date,  based on the original  amortization  schedule and, if different,  the maturity expressed in the same manner but based on the actual amortization schedule;

      (8)   the Sales Price,  if applicable,  Appraised Value
and Loan-to-Value Ratio, at origination;

      (9)   the Mortgage  Interest Rate as of origination and
as  of  the  related  Cut-off  Date;  with  respect  to  each adjustable rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment Date  immediately  following the related
Cut-off Date,  the Index,  the Margin,  the Initial Rate Cap,
if any,  Periodic Rate Cap, if any, minimum Mortgage Interest
Rate under the terms of the  Mortgage  Note and the  Lifetime
Rate Cap;

      (10)  the Origination Date of the Mortgage Loan;

      (11)  the stated maturity date;

      (12)  the amount of the Monthly Payment at origination;

      (13)  the  amount  of  the  Monthly  Payment  as of the
related  Cut-off Date;

      (14)  the  original  principal  amount of the  Mortgage
Loan;

      (15)  the  scheduled  Stated  Principal  Balance of the
Mortgage  Loan as of the  close of  business  on the  related
Cut-off  Date,  after  deduction of payments of principal due on  or  before  the  related  Cut-off  Date  whether  or  not collected;

      (16) a code  indicating  the  purpose  of the  Mortgage
Loan  (i.e.,  purchase,  rate  and  term  refinance,   equity
take-out refinance);

      (17) a code  indicating the  documentation  style (i.e.
full, alternative, etc.);

      (18)  the number of times  during the twelve (12) month
period  preceding  the related  Closing Date that any Monthly
Payment has been  received  after the month of its  scheduled due date;

      (19)  the date on which  the  first  payment  is or was
due;

(23)  a code  indicating  whether or not the Mortgage Loan is the  subject  of  a  Primary  Mortgage  Insurance
            Policy  and  the  name of the  related  insurance
            carrier;

      (21)  a code  indicating  whether  or not the  Mortgage
Loan is currently convertible and the conversion spread;

      (22)  the last Due Date on which a Monthly  Payment was
actually  applied  to the  unpaid  principal  balance  of the
Mortgage Loan.

      (23)  product type (i.e. fixed,  adjustable,  3/1, 5/1,
etc.);

(28)  credit score and/or mortgage score, if applicable;

      (25)  a code  indicating  whether  or not the  Mortgage
Loan is the subject of a Lender  Primary  Mortgage  Insurance
Policy;

(34)  a code indicating  whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof;

(35)  the Current  Appraised  Value of the Mortgage  Loan and
Current LTV, if applicable;

(36)  for any Mortgage  Loan  originated  in the State of New
Jersey prior to July 7, 2004,  whether such  Mortgage Loan is a "Home Loan",  "Covered Home Loan",  "Manufactured  Housing"
or "Home  Improvement Loan" as defined in the New Jersey Home
Ownership Security Act of 2002; and

(37)  whether the Mortgage  Loan has a mandatory  arbitration clause;

(38)  a code  indicating  whether the Mortgage Loan is a MERS
            Mortgage Loan;

(39)  MERS #, if applicable.

      With  respect to the Mortgage  Loans in the  aggregate,
the  Mortgage  Loan  Schedule  attached to the  related  Term
Sheet shall set forth the  following  information,  as of the related Cut-off Date:

      (1)   the number of Mortgage Loans;

      (2)   the  current  aggregate   outstanding   principal
balance of the Mortgage Loans;

      (3)   the weighted  average  Mortgage  Interest Rate of
the Mortgage Loans;

      (4)   the  weighted  average  maturity of the  Mortgage
Loans; and

      (5)   the weighted  average  months to next  Adjustment
Date;

      Mortgage  Note:  The  note  or  other  evidence  of the
indebtedness of a Mortgagor secured by a Mortgage.

      Mortgaged   Property:   The  underlying  real  property
securing  repayment  of  a  Mortgage  Note,  consisting  of a single  parcel of real  estate  considered  to be real estate under the laws of the state in which  such real  property  is located which may include  condominium units and planned unit developments,  improved  by a  residential  dwelling;  except that with respect to real property  located in  jurisdictions in  which  the  use  of  leasehold  estates  for  residential properties is a widely-accepted  practice, a leasehold estate of the  Mortgage,  the term of  which  is equal to or  longer than the term of the Mortgage.

      Mortgagor:  The obligor on a Mortgage Note.

      OCC:  Office of the  Comptroller  of the Currency,  its
successors and assigns.

      Officers'  Certificate:  A  certificate  signed  by the
Chairman of the Board,  the Vice  Chairman of the Board,  the
President,  a Senior Vice President or a Vice President or by
the  Treasurer  or the  Secretary  or  one  of the  Assistant
Treasurers  or  Assistant  Secretaries  of the  Company,  and
delivered to the Purchaser as required by this Agreement.

      Opinion of Counsel:  A written opinion of counsel,  who
may be an  employee  of the  party  on  behalf  of  whom  the
opinion  is  being  given,   reasonably   acceptable  to  the
Purchaser.

      Origination  Date:  The date on which a  Mortgage  Loan
funded,   which  date  shall  not,  in   connection   with  a
Refinanced  Mortgage  Loan, be the date of the funding of the debt being  refinanced,  but  rather the  closing of the debt currently  outstanding  under the terms of the Mortgage  Loan
Documents.

      OTS: Office of Thrift  Supervision,  its successors and
assigns.

      Periodic   Rate  Cap:  As  to  each   adjustable   rate
Mortgage  Loan,  the  maximum  increase  or  decrease  in the
Mortgage  Interest Rate on any Adjustment  Date, as set forth in the related  Mortgage  Note and the related  Mortgage Loan
Schedule.

      Permitted   Investments:   Any   one  or  more  of  the
following obligations or securities:

            (i)   direct   obligations  of,  and  obligations
            fully  guaranteed by the United States of America
            or any  agency or  instrumentality  of the United
            States of America  the  obligations  of which are
            backed  by  the  full  faith  and  credit  of the
            United States of America;

      (ii)  (a) demand or time deposits, federal funds or
   bankers' acceptances issued by any depository institution
   or trust company incorporated under the laws of the
   United States of America or any state thereof and subject
   to supervision and examination by federal and/or state
   banking authorities, provided that the commercial paper
   and/or the short-term deposit rating and/or the long-term
   unsecured debt obligations or deposits of such depository
   institution or trust company at the time of such
   investment or contractual commitment providing for such
   investment are rated in one of the two highest rating
   categories by each Rating Agency and (b) any other demand
   or time deposit or certificate of deposit that is fully
   insured by the FDIC;

            (iii)  repurchase  obligations with a term not to
            exceed  thirty (30) days and with  respect to (a)
            any  security  described  in clause (i) above and
            entered  into with a  depository  institution  or
            trust company (acting as principal)  described in
            clause (ii)(a) above;

            (iv)  securities  bearing  interest  or sold at a
            discount issued by any  corporation  incorporated
            under the laws of the  United  States of  America
            or any  state  thereof  that are  rated in one of
            the two highest rating  categories by each Rating
            Agency  at  the  time  of  such   investment   or
            contractual   commitment   providing   for   such
            investment;  provided,  however,  that securities
            issued by any particular  corporation will not be
            Permitted   Investments   to  the   extent   that
            investments   therein   will   cause   the   then
            outstanding   principal   amount  of   securities
            issued by such  corporation and held as Permitted
            Investments   to  exceed  10%  of  the  aggregate
            outstanding  principal  balances  of  all  of the
            Mortgage Loans and Permitted Investments;

            (v)    commercial     paper    (including    both
            non-interest-bearing   discount  obligations  and
            interest-bearing  obligations  payable  on demand
            or on a  specified  date not  more  than one year
            after  the date of  issuance  thereof)  which are
            rated   in  one  of  the   two   highest   rating
            categories  by each Rating  Agency at the time of
            such investment;

            (vi)  any  other  demand,  money  market  or time
            deposit,  obligation,  security or  investment as
            may  be  acceptable  to  each  Rating  Agency  as
            evidenced in writing by each Rating Agency; and

            (vii) any money  market funds the  collateral  of
            which  consists of obligations  fully  guaranteed
            by the United  States of America or any agency or
            instrumentality  of the United  States of America
            the  obligations  of which are backed by the full
            faith and credit of the United  States of America
            (which   may   include   repurchase   obligations
            secured by  collateral  described  in clause (i))
            and  other  securities  and  which  money  market
            funds are rated in one of the two highest  rating
            categories by each Rating Agency.

provided,  however, that no instrument or security shall be a
Permitted   Investment   if  such   instrument   or  security
evidences  a right to receive  only  interest  payments  with respect to the  obligations  underlying such instrument or if such  security  provides  for payment of both  principal  and interest  with a yield to  maturity  in excess of 120% of the yield to  maturity at par or if such  investment  or security is purchased at a price greater than par.

      Person:  Any  individual,   corporation,   partnership,
joint  venture,  association,  joint-stock  company,  limited liability  company,  trust,  unincorporated  organization  or government or any agency or political subdivision thereof.

      Prepayment  Interest  Shortfall:  With  respect  to any
Remittance  Date, for each Mortgage Loan that was the subject of a  Principal  Prepayment  during  the  related  Prepayment
Period,  an  amount  equal  to  the  excess  of  one  month's interest at the applicable  Mortgage Loan  Remittance Rate on the amount of such  Principal  Prepayment  over the amount of interest  (adjusted to the  Mortgage  Loan  Remittance  Rate)
actually paid by the related  Mortgagor  with respect to such
Prepayment Period.

      Prepayment Period:      With respect to any  Remittance
Date,  the calendar  month  preceding the month in which such
Remittance Date occurs.

      Primary  Mortgage   Insurance   Policy:   Each  primary
policy  of  mortgage  insurance  represented  to be in effect pursuant  to  Section  3.02(hh),  or any  replacement  policy therefor obtained by the Company pursuant to Section 4.08.

      Prime Rate:  The prime rate  announced  to be in effect
from time to time as  published  as the  average  rate in the
Wall Street Journal (Northeast Edition).

      Principal  Prepayment:  Any  payment or other  recovery
of  principal  on a Mortgage  Loan full or  partial  which is received in advance of its scheduled Due Date,  excluding any prepayment  penalty,  and  which  is  not  accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any  month or months  subsequent  to the month of prepayment.

      Purchase Price:  As defined in Section 2.02.

      Purchaser: EMC Mortgage Corporation,  its successors in
interest and assigns.

      Qualified   Appraiser:   An   appraiser   who   had  no
interest,  direct or indirect in the Mortgaged Property or in
any  loan   made  on  the   security   thereof,   and   whose
compensation  is not affected by the approval or  disapproval of the Mortgage  Loan,  and such  appraiser and the appraisal made by such  appraiser  both  satisfy  the  requirements  of
Title  XI  of   FIRREA   and  the   regulations   promulgated
thereunder  and the  requirements  of Fannie  Mae,  all as in effect on the date the Mortgage Loan was originated.

      Qualified   Insurer:    An   insurance   company   duly
qualified  as such  under the laws of the states in which the
Mortgaged   Properties  are  located,   duly  authorized  and
licensed in such states to transact the applicable  insurance business and to write the insurance provided,  approved as an insurer by Fannie Mae or FHLMC.

      Rating Agency:  Standard & Poor's,  Fitch,  Inc. or, in
the event that some or all of the  ownership  of the Mortgage
Loans  is  evidenced  by  mortgage-backed   securities,   the
nationally  recognized  rating agencies  issuing ratings with respect to such securities, if any.

      Refinanced  Mortgage  Loan:  A Mortgage  Loan which was
made to a Mortgagor  who owned the Mortgaged  Property  prior to the  origination of such Mortgage Loan and the proceeds of which are not in excess of the existing  first  mortgage,  as outlined  in the HSBC  Underwriting  Guidelines  in effect at the time of origination.

      REMIC:  A "real estate  mortgage  investment  conduit,"
as such term is defined in Section 860D of the Code.

      REMIC Provisions:  The provisions of the federal
income tax law relating to REMICs, which appear at Sections
860A through 860G of the Code, and the related provisions
and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance  Date: The 18th day of any month,  beginning
with the First  Remittance Date, or if such 18th day is not a
Business Day, the first  Business Day  immediately  preceding such 18th day.

      REO  Disposition:  The final sale by the Company of any
REO Property.

      REO  Disposition  Proceeds:  Amounts  received  by  the
Company in connection with a related REO Disposition.

      REO  Property:  A  Mortgaged  Property  acquired by the
Company on behalf of the  Purchaser  as  described in Section
4.13.

      Repurchase  Price:  With respect to any Mortgage  Loan,
a price  equal to (i) the  product of the  greater of 100% or
the   percentage  of  par  as  stated  in  the   Confirmation
multiplied by the Stated  Principal  Balance of such Mortgage
Loan on the  repurchase  date,  plus  (ii)  interest  on such
outstanding   principal   balance   at  the   Mortgage   Loan
Remittance  Rate from the last date  through  which  interest has been paid and  distributed to the Purchaser to the end of the month of repurchase,;  less amounts  received or advanced in respect of such repurchased  Mortgage Loan which are being held in the Custodial  Account for  distribution in the month of repurchase.

      SAIF: The Savings  Association  Insurance  Fund, or any
successor thereto.

      Sales Price:      With  respect  to any  Mortgage  Loan
the  proceeds of which were used by the  Mortgagor to acquire the  related  Mortgaged  Property,  the  amount  paid  by the related Mortgagor for such Mortgaged Property.

      Servicing  Advances:  All  customary,   reasonable  and
necessary  "out of  pocket"  costs  and  expenses  (including reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,
including,   but  not   limited  to,  the  cost  of  (a)  the
preservation,  restoration  and  protection  of the Mortgaged
Property,  (b) any  enforcement,  administrative  or judicial
proceedings,   or  any  legal  work  or  advice  specifically
related to servicing  the Mortgage  Loans,  including but not limited to, foreclosures,  bankruptcies,  condemnations, drug seizures, elections,  foreclosures by subordinate or superior lienholders,  and  other  legal  actions  incidental  to  the servicing of the Mortgage Loans  (provided that such expenses are  reasonable  and that the Company  specifies the Mortgage
Loan(s) to which such expenses  relate and, upon  Purchaser's
request,   provides  documentation  supporting  such  expense
(which  documentation would be acceptable to Fannie Mae), and provided  further that any such  enforcement,  administrative or judicial  proceeding does not arise out of a breach of any
representation,   warranty   or   covenant   of  the  Company
hereunder),   (c)  the  management  and  liquidation  of  the
Mortgaged  Property if the Mortgaged  Property is acquired in full or  partial  satisfaction  of the  Mortgage,  (d) taxes, assessments,  water  rates,  sewer  rates and  other  charges which are or may become a lien upon the  Mortgaged  Property, and Primary  Mortgage  Insurance Policy premiums and fire and
hazard  insurance  coverage,   (e)  any  expenses  reasonably
sustained by the Company with respect to the  liquidation  of the Mortgaged  Property in accordance  with the terms of this
Agreement  and (f)  compliance  with  the  obligations  under
Section 4.08.

      Servicing  Fee:  With  respect to each  Mortgage  Loan,
the amount of the annual fee the  Purchaser  shall pay to the
Company,  which  shall,  for a period of one full  month,  be equal to  one-twelfth of the product of (a) the Servicing Fee
Rate  and  (b)  the  outstanding  principal  balance  of such
Mortgage Loan.  Such fee shall be payable  monthly,  computed on  the  basis  of  the  same  principal  amount  and  period respecting  which any related  interest payment on a Mortgage
Loan is  computed.  The  obligation  of the  Purchaser to pay the  Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the  interest  portion of such Monthly
Payment  collected by the Company,  or as otherwise  provided under  Section  4.05 and in  accordance  with the  Fannie Mae
Guide(s).  Any fee payable to the Company for  administrative services  related to any REO Property as described in Section
4.13  shall  be  payable  from  Liquidation  Proceeds  of the related REO Property.

      Servicing Fee Rate:  As set forth in the Term Sheet.

      Servicing  File:  With respect to each  Mortgage  Loan,
the file  retained by the Company  consisting of originals of all  documents in the Mortgage  File which are not  delivered to the Purchaser  and copies of the Mortgage  Loan  Documents listed in Exhibit A, the  originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

      Servicing   Officer:   Any   officer  of  the   Company
involved  in, or  responsible  for,  the  administration  and servicing of the Mortgage  Loans whose name appears on a list of  servicing  officers  furnished  by  the  Company  to  the
Purchaser  upon  request,  as such list may from time to time be amended.

      Stated Principal  Balance:  As to each Mortgage Loan as
of any date of  determination,  (i) the principal  balance of such  Mortgage  Loan at the Cut-off Date after giving  effect to payments of principal due on or before such date,  whether
or  not   received,   minus  (ii)  all   amounts   previously
distributed  to the  Purchaser  with  respect to the Mortgage
Loan  representing  payments or  recoveries  of  principal or advances in lieu thereof.

      Subservicer:  Any  subservicer  which  is  subservicing
the  Mortgage  Loans  pursuant to a  Subservicing  Agreement.
Any subservicer  shall meet the  qualifications  set forth in
Section 4.01.

      Subservicing   Agreement:   An  agreement  between  the
Company and a  Subservicer,  if any, for the servicing of the
Mortgage Loans.

            Term Sheet: A supplemental  agreement in the form
attached  hereto as  Exhibit I which  shall be  executed  and delivered  by the  Company and the  Purchaser  to provide for the  sale  and  servicing  pursuant  to  the  terms  of  this
Agreement  of  the  Mortgage   Loans  listed  on  Schedule  I
attached thereto,  which supplemental agreement shall contain certain  specific  information  relating to such sale of such
Mortgage Loans and may contain additional  covenants relating to such sale of such Mortgage Loans.

                         ARTICLE II

  PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
       RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
           BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
             DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01      Agreement to Purchase.

      The Company agrees to sell and the Purchaser  agrees to
purchase  the  Mortgage  Loans  having  an  aggregate  Stated
Principal  Balance on the related  Cut-off  Date set forth in the  related  Term  Sheet in an  amount  as set  forth in the
Confirmation,  or in  such  other  amount  as  agreed  by the
Purchaser   and  the  Company  as  evidenced  by  the  actual
aggregate  Stated  Principal  Balance of the  Mortgage  Loans
accepted by the Purchaser on the related  Closing Date,  with
servicing   retained  by  the  Company.   The  Company  shall
deliver the related  Mortgage Loan  Schedule  attached to the related Term Sheet for the Mortgage  Loans to be purchased on the related  Closing  Date to the  Purchaser at least two (2)
Business  Days  prior  to  the  related   Closing  Date.  The
Mortgage Loans shall be sold pursuant to this Agreement,  and the related  Term Sheet shall be executed  and  delivered  on the related Closing Date.

      Section 2.02      Purchase Price.

      The Purchase  Price for each Mortgage Loan shall be the
percentage of par as stated in the  Confirmation  (subject to adjustment  as provided  therein),  multiplied  by the Stated
Principal  Balance,  as of the related  Cut-off  Date, of the
Mortgage  Loan listed on the related  Mortgage  Loan Schedule attached to the  related  Term Sheet,  after  application  of scheduled  payments of principal due on or before the related
Cut-off Date whether or not collected.

      In addition to the Purchase  Price as described  above,
the Purchaser shall pay to the Company,  at closing,  accrued interest  on the Stated  Principal  Balance of each  Mortgage
Loan as of the  related  Cut-off  Date at the  Mortgage  Loan
Remittance  Rate of  each  Mortgage  Loan  from  the  related
Cut-off  Date  through the day prior to the  related  Closing
Date, inclusive.

      The Purchase  Price plus accrued  interest as set forth
in the  preceding  paragraph  shall  be paid  on the  related
Closing Date by wire transfer of immediately available funds.

       Purchaser  shall  be  entitled  to (1)  all  scheduled
principal due after the related  Cut-off Date,  (2) all other recoveries  of  principal  collected  on or after the related
Cut-off Date (provided,  however, that all scheduled payments of  principal  due on or before the related  Cut-off Date and collected by the Company or any successor  servicer after the related  Cut-off Date shall belong to the  Company),  and (3)
all  payments  of  interest  on  the  Mortgage  Loans  net of applicable  Servicing  Fees (minus  that  portion of any such payment  which  is  allocable  to  the  period  prior  to the related Cut-off Date). The outstanding  principal  balance of each  Mortgage  Loan  as  of  the  related  Cut-off  Date  is determined after  application of payments of principal due on or before the related  Cut-off Date whether or not collected,
together   with   any   unscheduled   principal   prepayments
collected  prior  to  the  related  Cut-off  Date;  provided, however,  that  payments of scheduled  principal and interest prepaid for a Due Date beyond the related  Cut-off Date shall not be applied  to the  principal  balance as of the  related
Cut-off Date.  Such prepaid  amounts shall be the property of the  Purchaser.  The Company  shall  deposit any such prepaid
amounts  into  the  Custodial   Account,   which  account  is
established  for the benefit of the Purchaser for  subsequent remittance by the Company to the Purchaser.

      Section 2.03      Servicing of Mortgage Loans.

      Simultaneously  with the execution and delivery of each
Term  Sheet,  the  Company  does  hereby  agree  to  directly service the  Mortgage  Loans  listed on the related  Mortgage
Loan  Schedule  attached to the related Term Sheet subject to the terms of this  Agreement and the related Term Sheet.  The rights of the  Purchaser to receive  payments with respect to the  related  Mortgage  Loans  shall be as set  forth in this
Agreement.

      Section 2.04      Record  Title  and   Possession  of
Mortgage Files; Maintenance of Servicing Files.

      As of the  related  Closing  Date,  the  Company  sold,
transferred,   assigned,   set  over  and   conveyed  to  the
Purchaser,  without recourse,  on a servicing retained basis, and the Company hereby  acknowledges  that the Purchaser has, but  subject to the terms of this  Agreement  and the related
Term Sheet, all the right,  title and interest of the Company in  and to the  Mortgage  Loans.  Company  will  deliver  the
Mortgage Files to the Custodian  designated by Purchaser,  on or before the  related  Closing  Date,  at the expense of the
Company.   The  Company  shall   maintain  a  Servicing  File
consisting  of a copy of the contents of each  Mortgage  File and the  originals of the documents in each Mortgage File not delivered to the Purchaser.  The Servicing File shall contain all documents  necessary to service the Mortgage  Loans.  The possession  of each  Servicing  File by the Company is at the will of the Purchaser,  for the sole purpose of servicing the related  Mortgage  Loan, and such retention and possession by the  Company  is  in a  custodial  capacity  only.  From  the related  Closing Date,  the ownership of each Mortgage  Loan, including the Mortgage  Note,  the Mortgage,  the contents of the related Mortgage File and all rights, benefits,  proceeds
and   obligations   arising   therefrom   or  in   connection
therewith,  has been  vested  in the  Purchaser.  All  rights arising out of the Mortgage Loans including,  but not limited to, all funds received on or in connection  with the Mortgage
Loans  and all  records  or  documents  with  respect  to the
Mortgage  Loans prepared by or which come into the possession of the Company  shall be received  and held by the Company in trust for the  benefit of the  Purchaser  as the owner of the
Mortgage  Loans.  Any portion of the Mortgage  Files retained by the  Company  shall  be  appropriately  identified  in the
Company's  computer  system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company  shall release its custody of the  contents  of the  Mortgage  Files
only  in  accordance   with  written   instructions   of  the
Purchaser,   except   when  such   release  is   required  as
incidental to the Company's  servicing of the Mortgage  Loans or is in  connection  with a repurchase  of any Mortgage Loan or Loans with respect thereto  pursuant to this Agreement and the related Term Sheet, such written  instructions  shall not be required.

      Section 2.05       Books and Records.

      The sale of each  Mortgage  Loan shall be  reflected on
the Company's  balance sheet and other  financial  statements as a sale of  assets by the  Company.  The  Company  shall be responsible for maintaining,  and shall maintain,  a complete set of books and  records for the  Mortgage  Loans that shall be appropriately  identified in the Company's computer system to clearly  reflect the ownership of the Mortgage Loan by the
Purchaser.  In particular,  the Company shall maintain in its possession,  available for  inspection by the  Purchaser,  or its designee and shall deliver to the Purchaser  upon demand, evidence  of  compliance  with all  federal,  state and local laws, rules and  regulations,  and requirements of Fannie Mae or  FHLMC,  as  applicable,  including  but  not  limited  to documentation  as to  the  method  used  in  determining  the
applicability   of  the  provisions  of  the  Flood  Disaster
Protection  Act  of  1973,  as  amended,   to  the  Mortgaged
Property,  documentation evidencing insurance coverage of any condominium  project as required by Fannie Mae or FHLMC,  and periodic  inspection  reports as required by Section 4.13. To the extent  that  original  documents  are not  required  for purposes of realization of Liquidation  Proceeds or Insurance
Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

      The  Company  shall   maintain  with  respect  to  each
Mortgage Loan and shall make  available for inspection by any
Purchaser or its designee the related  Servicing  File during the time the Purchaser  retains  ownership of a Mortgage Loan
and  thereafter  in  accordance   with  applicable  laws  and
regulations.

      In addition to the foregoing,  Company shall provide to
any supervisory agents or examiners that regulate  Purchaser, including  but not  limited  to, the OTS,  the FDIC and other similar entities,  access, during normal business hours, upon reasonable  advance  notice to Company and without  charge to
Company  or such  supervisory  agents  or  examiners,  to any documentation  regarding  the  Mortgage  Loans  that  may  be required by any applicable regulator.

      Section 2.06.     Transfer of Mortgage Loans.

      The Company  shall keep at its  servicing  office books
and records in which, subject to such reasonable  regulations as it may  prescribe,  the Company  shall note  transfers  of
Mortgage  Loans.  No transfer of a Mortgage  Loan may be made
unless  such  transfer  is  in  compliance   with  the  terms
hereof.  For the  purposes  of this  Agreement,  the  Company shall be under no  obligation  to deal with any  person  with respect  to this  Agreement  or any  Mortgage  Loan  unless a notice  of the  transfer  of  such  Mortgage  Loan  has  been delivered  to the  Company in  accordance  with this  Section
2.06 and the  books  and  records  of the  Company  show such person  as the  owner of the  Mortgage  Loan.  The  Purchaser may,  subject  to the  terms  of  this  Agreement,  sell  and transfer  one  or  more  of  the  Mortgage  Loans,  provided, however,  that  the  transferee  will not be  deemed  to be a
Purchaser  hereunder  binding  upon the  Company  unless such transferee  shall  agree in  writing to be bound by the terms
of  this  Agreement  and  an  original   counterpart  of  the
instrument  of transfer in an  Assignment  and  Assumption of this Agreement  substantially in the form of Exhibit D hereto executed by the  transferee  shall have been delivered to the
Company.  The Purchaser  also shall advise the Company of the transfer.  Upon  receipt  of  notice  of  the  transfer,  the
Company  shall  mark its books and  records  to  reflect  the ownership of the  Mortgage  Loans of such  assignee,  and the previous  Purchaser  shall be released  from its  obligations
hereunder   with  respect  to  the  Mortgage  Loans  sold  or
transferred.

      Section 2.07      Delivery of Mortgage Loan Documents.

            The  Company  shall  deliver  and  release to the
Purchaser  or its designee  the  Mortgage  Loan  Documents in accordance  with the terms of this  Agreement and the related
Term  Sheet.  The  documents  enumerated  as items (1),  (2),
(3), (4), (5), (6), (7), (8), (9) and (16)  (including  those listed in (B)  relating  to Co-op  Loans) in Exhibit A hereto shall be  delivered  by the Company to the  Purchaser  or its designee no later than three (3)  Business  Days prior to the related  Closing Date pursuant to a bailee letter  agreement.
All other  documents in Exhibit A hereto,  together  with all other  documents  executed in  connection  with the  Mortgage
Loan  that  Company  may  have in its  possession,  shall  be retained  by the Company in trust for the  Purchaser.  If the
Company  cannot deliver the original  recorded  Mortgage Loan
Documents  or  the  original   policy  of  title   insurance,
including  riders and  endorsements  thereto,  on the related
Closing  Date,  the  Company  shall,  promptly  upon  receipt thereof  and in any case  not  later  than 180 days  from the
related  Closing  Date,  deliver  such  original   documents,
including  original recorded  documents,  to the Purchaser or its  designee  (unless  the Company is delayed in making such delivery by reason of the fact that such documents  shall not have been returned by the appropriate  recording office).  If delivery  is not  completed  within  270 days  solely  due to delays in  making  such  delivery  by reason of the fact that
such   documents   shall  not  have  been   returned  by  the
appropriate  recording office,  the Company shall continue to use its best  efforts to effect  delivery as soon as possible
thereafter,   provided   that  if  such   documents  are  not
delivered  by the  360th  day from  the  date of the  related
Closing  Date,  the  Company  shall  repurchase  the  related
Mortgage  Loans at the  Repurchase  Price in accordance  with
Section 3.03 hereof.

      The Company  shall pay all initial  recording  fees, if
any,  for the  assignments  of mortgage and any other fees in connection  with the  transfer of all  original  documents to the Purchaser or its  designee.  Company  shall  prepare,  in recordable  form, all  assignments  of mortgage  necessary to assign the  Mortgage  Loans to  Purchaser,  or its  designee.
Company shall be  responsible  for recording the  assignments of mortgage.

      Any review by the  Purchaser,  or its designee,  of the
Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

      If the  Purchaser or its designee  discovers any defect
with respect to a Mortgage  File,  the  Purchaser  shall,  or shall cause its designee to, give  written  specification  of such  defect  to  the  Company  which  may  be  given  in the exception report or the certification  delivered  pursuant to this  Section  2.07,  or otherwise in writing and the Company shall cure or  repurchase  such  Mortgage  Loan in accordance with Section 3.03.

      The  Company  shall  forward to the  Purchaser,  or its
designee,   original  documents   evidencing  an  assumption,
modification,  consolidation  or  extension  of any  Mortgage
Loan  entered  into in  accordance  with Section 4.01 or 6.01 within one week of their execution;  provided,  however, that the Company  shall  provide the  Purchaser,  or its designee, with a  certified  true copy of any such  document  submitted for recordation  within one week of its execution,  and shall
provide  the   original  of  any   document   submitted   for
recordation  or a copy  of  such  document  certified  by the
appropriate   public  recording  office  to  be  a  true  and
complete  copy of the original  within sixty (60) days of its submission for recordation.

      From  time to time  the  Company  may  have a need  for
Mortgage  Loan  Documents to be released from  Purchaser,  or its designee.  Purchaser  shall, or shall cause its designee, upon the  written  request  of the  Company,  within ten (10)
Business  Days,   deliver  to  the  Company,   any  requested
documentation  previously  delivered  to Purchaser as part of the  Mortgage  File,  provided  that  such  documentation  is promptly  returned to Purchaser,  or its  designee,  when the
Company no longer  requires  possession of the document,  and provided that during the time that any such  documentation is held by the  Company,  such  possession  is in trust  for the benefit of  Purchaser.  Company  shall  indemnify  Purchaser, and its  designee,  from  and  against  any  and all  losses, claims, damages,  penalties,  fines,  forfeitures,  costs and expenses  (including  court costs and  reasonable  attorney's fees)  resulting  from or  related  to the loss,  damage,  or
misplacement  of  any  documentation   delivered  to  Company
pursuant to this paragraph.

      In addition, in connection with the assignment of any
MERS Mortgage Loan, the Company agrees that it will cause,
at its own expense, the MERS® System to indicate that such
Mortgage Loans have been assigned by the Company to the
Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are
repurchased in accordance with this Agreement) in such
computer files the information required by the MERS® System
to identify the Purchaser of such Mortgage Loans.  The
Company further agrees that it will not alter the
information referenced in this paragraph with respect to any
Mortgage Loan during the term of this Agreement unless and
until such Mortgage Loan is repurchased in accordance with
the terms of this Agreement.

      Section 2.08      Quality Control Procedures.

      The  Company  must  have an  internal  quality  control
program that verifies,  on a regular basis, the existence and accuracy of the legal documents,  credit documents,  property appraisals,  and underwriting decisions.  The program must be capable of evaluating and  monitoring the overall  quality of its loan  production  and servicing  activities.  The program is to  ensure  that the  Mortgage  Loans are  originated  and
serviced  in  accordance   with  prudent   mortgage   banking
practices   and   accounting   principles;    guard   against
dishonest,  fraudulent,  or negligent acts; and guard against
errors  and  omissions  by  officers,   employees,  or  other
authorized persons.

      Section 2.09  Near-term Principal Prepayments; Near
   Term Payment Defaults

           In the event any Principal Prepayment in full is
made by a Mortgagor on or prior to three months after the
related Closing Date, the Company shall remit to the
Purchaser an amount equal to the excess, if any, of the
Purchase Price Percentage over par multiplied by the amount
of such Principal Prepayment in full.  Such remittance shall be made by the Company to Purchaser no later than the third
Business Day following receipt of such Principal Prepayment
by the Company.

           In the event the first  scheduled  Monthly Payment
which is due  under  any  Mortgage  Loan  after  the  related
Cut-off  Date is not made  during  the  month  in which  such
Monthly  Payment  is  due,  then  not  later  than  five  (5)
Business  Days after notice to the Company by Purchaser  (and at Purchaser's  sole option),  the Company,  shall repurchase such  Mortgage  Loan  from  the  Purchaser  pursuant  to  the repurchase provisions contained in this Subsection 3.03.

      Section 2.10      Modification      of     Obligations.
Purchaser  may,  without  any  notice  to  Company,   extend,
compromise,  renew, release, change, modify, adjust or alter, by operation of law or otherwise,  any of the  obligations of the  Mortgagors or other persons  obligated  under a Mortgage
Loan   without   releasing   or   otherwise   affecting   the
obligations of Company under this Agreement,  or with respect to such  Mortgage  Loan,  except  to the  extent  Purchaser's
extension,   compromise,   release,   change,   modification,
adjustment,   or  alteration  affects  Company's  ability  to
collect the  Mortgage  Loan or realize on the security of the
Mortgage,  but then only to the extent  such  action has such effect.

                         ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF
      THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

      Section 3.01      Representations  and  Warranties  of
the Company.

      The Company  represents,  warrants and covenants to the
Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

      (a)   The  Company is a  corporation,  duly  organized,
validly  existing and in good standing  under the laws of the
State of Delaware  and has all  licenses  necessary  to carry out its business as now being conducted,  and is licensed and qualified  to transact  business  in and is in good  standing under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under  applicable law from such licensing or  qualification or is otherwise not required
under   applicable   law  to   effect   such   licensing   or
qualification   and  no   demand   for  such   licensing   or
qualification  has been made upon  such  Company  by any such state,  and in any event such Company is in  compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each  Mortgage Loan and the servicing of the Mortgage  Loans in  accordance  with the terms of this
Agreement;

      (b) The  Company has the full power and  authority  and
legal right to hold,  transfer and convey each Mortgage Loan, to sell  each  Mortgage  Loan  and to  execute,  deliver  and perform,  and to enter into and consummate  all  transactions contemplated  by this  Agreement  and the related  Term Sheet and to conduct its business as presently conducted,  has duly authorized  the execution,  delivery and  performance of this
Agreement  and the  related  Term  Sheet  and any  agreements contemplated  hereby,  has duly executed and  delivered  this
Agreement  and the  related  Term Sheet,  and any  agreements contemplated  hereby, and this Agreement and the related Term
Sheet  and  each   Assignment   to  the   Purchaser  and  any
agreements  contemplated  hereby,  constitutes a legal, valid and binding  obligation of the Company,  enforceable  against it in accordance with its terms, and all requisite  corporate action has been taken by the  Company to make this  Agreement and the related  Term Sheet and all  agreements  contemplated hereby valid and binding upon the Company in accordance  with their terms;

      (c)  Neither  the   execution   and  delivery  of  this
Agreement and the related Term Sheet,  nor the origination or purchase of the Mortgage  Loans by the  Company,  the sale of the Mortgage Loans to the Purchaser,  the consummation of the transactions  contemplated  hereby,  or the fulfillment of or compliance  with the terms and  conditions of this  Agreement and the  related  Term  Sheet will  conflict  with any of the terms,  conditions or provisions of the Company's  charter or by-laws or  materially  conflict with or result in a material breach of any of the terms,  conditions  or provisions of any legal  restriction  or any  agreement or  instrument to which the  Company  is now a party  or by  which  it is  bound,  or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the material violation of any law,  rule,  regulation,  order,  judgment or decree to which the  Company or its  properties  are  subject,  or impair the ability of the Purchaser to realize on the Mortgage Loans.

      (d)  There  is  no  litigation,   suit,  proceeding  or
investigation   pending   or,   to  the  best  of   Company's
knowledge,  threatened,  or any order or decree  outstanding, with  respect  to  the  Company  which,  either  in  any  one instance or in the aggregate,  is reasonably likely to have a material  adverse  effect on the sale of the Mortgage  Loans, the execution,  delivery,  performance or  enforceability  of this  Agreement  and the  related  Term  Sheet,  or  which is reasonably  likely to have a material  adverse  effect on the financial condition of the Company.

      (e) No  consent,  approval,  authorization  or order of
any court or governmental  agency or body is required for the execution,  delivery  and  performance  by the  Company of or compliance by the Company with this  Agreement or the related
Term Sheet,  or the sale of the  Mortgage  Loans and delivery of the Mortgage  Files to the  Purchaser or the  consummation of the  transactions  contemplated  by this  Agreement or the
related   Term  Sheet,   except  for   consents,   approvals,
authorizations and orders which have been obtained;

      (f) The consummation of the  transactions  contemplated
by  this  Agreement  or  the  related  Term  Sheet  is in the ordinary  course of business of the Company and Company,  and the  transfer,  assignment  and  conveyance  of the  Mortgage
Notes  and the  Mortgages  by the  Company  pursuant  to this
Agreement  or the related  Term Sheet are not subject to bulk transfer or any  similar  statutory  provisions  in effect in any applicable jurisdiction;

      (g) The  origination  and servicing  practices  used by
the  Company  and  any  prior  originator  or  servicer  with respect to each  Mortgage  Note and Mortgage  have been legal and in accordance  with  applicable  laws and regulations and the Mortgage  Loan  Documents,  and in all material  respects proper and prudent in the mortgage  origination and servicing business.  Each  Mortgage  Loan  has  been  serviced  in  all material  respects with Accepted  Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an  investor,  is  entitled  to  collect,  all such payments are in the  possession  of, or under the control of, the Company,  and there exist no  deficiencies  in connection therewith  for which  customary  arrangements  for  repayment thereof  have not been made.  All escrow  payments  have been collected in full  compliance  with state and federal law and the  provisions  of the related  Mortgage  Note and Mortgage.
As to any  Mortgage  Loan that is the  subject  of an escrow, escrow of funds is not  prohibited by applicable  law and has been  established  in an amount  sufficient  to pay for every escrowed  item that remains  unpaid and has been assessed but is not yet due and  payable.  No  escrow  deposits  or  other charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

      (h) The  Company  used  no  selection  procedures  that
identified  the  Mortgage  Loans as being less  desirable  or
valuable  than  other   comparable   mortgage  loans  in  the
Company's portfolio at the related Cut-off Date;

      (i)   The Company  will treat the sale of the  Mortgage
Loans  to  the   Purchaser  as  a  sale  for   reporting  and
accounting  purposes  and,  to the  extent  appropriate,  for federal income tax purposes;

      (j)   Company  is  an   approved   seller/servicer   of
residential  mortgage  loans for Fannie  Mae,  FHLMC and HUD, with such facilities,  procedures and personnel necessary for the sound  servicing of such mortgage  loans.  The Company is
duly   qualified,    licensed,   registered   and   otherwise
authorized  under  all  applicable  federal,  state and local laws,  and  regulations,  if  applicable,  meets the  minimum capital  requirements  set  forth by the OCC,  and is in good standing  to sell  mortgage  loans  to and  service  mortgage loans for  Fannie  Mae and  FHLMC  and no event has  occurred which would make  Company  unable to comply with  eligibility requirements  or which would require  notification  to either
Fannie Mae or FHLMC;

      (k)   The Company  does not  believe,  nor does it have
any cause or reason to believe,  that it cannot  perform each and  every  covenant  contained  in  this  Agreement  or  the related  Term  Sheet.  The Company is solvent and the sale of the  Mortgage  Loans  will not  cause the  Company  to become insolvent.  The sale of the Mortgage  Loans is not undertaken with  the  intent  to  hinder,  delay or  defraud  any of the
Company's creditors;

      (l)   No statement,  tape,  diskette,  form,  report or
other  document   prepared  by,  or  on  behalf  of,  Company
pursuant to this  Agreement  or the related  Term Sheet or in
connection  with  the   transactions   contemplated   hereby,
contains  or will  contain any  statement  that is or will be inaccurate or misleading in any material respect;

      (m)   The  Company  acknowledges  and  agrees  that the
Servicing  Fee   represents   reasonable   compensation   for
performing  such  services and that the entire  Servicing Fee shall be  treated  by the  Company,  for  accounting  and tax
purposes,    as   compensation    for   the   servicing   and
administration   of  the  Mortgage  Loans  pursuant  to  this
Agreement.  In the  opinion  of  Company,  the  consideration received by Company  upon the sale of the  Mortgage  Loans to
Purchaser  under this  Agreement  and the related  Term Sheet constitutes fair  consideration  for the Mortgage Loans under current market conditions.

      (n)   Company has delivered to the Purchaser  financial
statements  of its parent,  for its last two complete  fiscal years.  All such financial  information  fairly  presents the pertinent  results of operations  and financial  position for the period  identified  and has been  prepared in  accordance
with  GAAP  consistently   applied   throughout  the  periods
involved,  except as set forth in the  notes  thereto.  There has been no change  in the  business,  operations,  financial condition,  properties  or  assets of the  Company  since the date of the Company's  financial  information that would have a material  adverse  effect on its  ability  to  perform  its obligations under this Agreement;

      (o)   The  Company  has  not  dealt  with  any  broker,
investment  banker,   agent  or  other  person  that  may  be
entitled to any  commission  or  compensation  in  connection with the sale of the Mortgage Loans; and

      (p)   At the time any Mortgage  Loan is  registered  by
the Company  with MERS,  the Company will be a member of MERS in good  standing,  and will comply in all material  respects with the rules and procedures of MERS in connection  with the servicing  of the  MERS  Mortgage  Loans  for as long as such
Mortgage Loans are registered with MERS.

      Section 3.02      Representations and Warranties as to
Individual Mortgage Loans.

      References in this Section to  percentages  of Mortgage
Loans refer in each case to the  percentage  of the aggregate
Stated  Principal  Balance  of the  Mortgage  Loans as of the
related  Cut-off  Date,  based  on  the  outstanding   Stated
Principal  Balances of the  Mortgage  Loans as of the related
Cut-off  Date,   and  giving  effect  to  scheduled   Monthly
Payments  due  on or  prior  to  the  related  Cut-off  Date,
whether  or  not  received.   References  to  percentages  of
Mortgaged  Properties refer, in each case, to the percentages of  expected  aggregate  Stated  Principal  Balances  of  the related  Mortgage  Loans  (determined  as  described  in  the
preceding  sentence).   The  Company  hereby  represents  and
warrants to the  Purchaser,  as to each Mortgage  Loan, as of the related Closing Date as follows:

       (a) The  information  set forth in the  Mortgage  Loan
Schedule   attached  to  the  related  Term  Sheet  is  true,
complete  and  correct  in all  material  respects  as of the related Cut-Off Date;

      (b)   The  Mortgage  creates  a valid,  subsisting  and
enforceable   first  lien  or  a  first  priority   ownership
interest  in  an  estate  in  fee  simple  in  real  property securing the related  Mortgage  Note subject to principles of equity,  bankruptcy,  insolvency  and other  laws of  general application affecting the rights of creditors;

      (c) All  payments  due  prior  to the  related  Cut-off
Date for such  Mortgage Loan have been made as of the related
Closing  Date;  the  Mortgage  Loan has not been  dishonored;
there  are  no  material  defaults  under  the  terms  of the
Mortgage  Loan;  the Company has not  advanced its own funds, or induced,  solicited or  knowingly  received any advance of funds  from a party  other  than the  owner of the  Mortgaged
Property  subject to the  Mortgage,  directly or  indirectly, for  the  payment  of any  amount  required  by the  Mortgage
Loan.  As of the related  Closing  Date,  all of the Mortgage
Loans  will  have an  actual  interest  paid to date of their related  Cut-off  Date(or  later)  and  will  be due  for the scheduled  monthly  payment next  succeeding the Cut-off Date
(or later), as evidenced by a posting to Company's  servicing collection  system.  No payment  under any  Mortgage  Loan is delinquent  as of  the  related  Closing  Date  nor  has  any scheduled  payment  been  delinquent  at any time  during the twelve (12) months prior to the month of the related  Closing
Date.  For purposes of this  paragraph,  a Mortgage Loan will be deemed  delinquent if any payment due  thereunder  was not paid by the Mortgagor in the month such payment was due;

      (d) There  are no  defaults  by  Company  in  complying
with the terms of the Mortgage,  and all taxes,  governmental assessments,  insurance premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously became  due and owing have been  paid,  or escrow  funds have been  established  in an amount  sufficient  to pay for every such escrowed  item which  remains  unpaid and which has been assessed but is not yet due and payable;

      (e) The  terms of the  Mortgage  Note and the  Mortgage
have not been  impaired,  waived,  altered or modified in any respect,  except  by  written  instruments  which  have  been recorded  to the extent any such  recordation  is required by law, or,  necessary to protect the interest of the Purchaser.
No instrument of waiver,  alteration or modification has been executed except in connection  with a modification  agreement and  which  modification  agreement  is part of the  Mortgage
File and the  terms of which  are  reflected  in the  related
Mortgage Loan  Schedule,  and no Mortgagor has been released, in  whole  or in  part,  from the  terms  thereof  except  in connection with an assumption  agreement and which assumption agreement  is part of the  Mortgage  File  and the  terms  of which are reflected in the related  Mortgage  Loan  Schedule;
the substance of any such waiver,  alteration or modification has  been  approved  by the  issuer  of any  related  Primary
Mortgage  Insurance Policy and title insurance policy, to the extent required by the related policies;

      (f)  The  Mortgage   Note  and  the  Mortgage  are  not
subject to any right of rescission,  set-off, counterclaim or
defense,  including,   without  limitation,  the  defense  of
usury,  nor will  the  operation  of any of the  terms of the
Mortgage Note or the  Mortgage,  or the exercise of any right
thereunder,    render   the   Mortgage   Note   or   Mortgage
unenforceable,  in whole or in part,  or subject to any right of rescission,  set-off,  counterclaim or defense,  including the  defense  of  usury,  and no such  right  of  rescission, set-off,  counterclaim  or  defense  has been  asserted  with respect  thereto;  and as of the  related  Closing  Date  the
Mortgagor   was  not  a  debtor  in  any  state  or   federal
bankruptcy or insolvency proceeding;

      (g)  All   buildings  or  other   customarily   insured
improvements  upon the  Mortgaged  Property are insured by an insurer  acceptable  under the  Fannie  Mae or FHLMC  Guides, against loss by fire,  hazards of extended  coverage and such other  hazards as are provided for in the Fannie Mae or FHLMC
Guide,  as well as all additional  requirements  set forth in
Section  4.10 of this  Agreement.  All such  standard  hazard policies  are in full force and effect and contain a standard mortgagee  clause  naming the Company and its  successors  in interest  and  assigns as loss payee and such clause is still in effect and all  premiums  due thereon  have been paid.  If required by the Flood  Disaster  Protection  Act of 1973,  as
amended,  the Mortgage  Loan is covered by a flood  insurance policy meeting the requirements of the current  guidelines of the Federal  Insurance  Administration  which policy conforms
to  Fannie  Mae  or  FHLMC  requirements,   as  well  as  all
additional  requirements  set forth in  Section  4.10 of this
Agreement.  Such  policy was issued by an insurer  acceptable
under   Fannie  Mae  or  FHLMC   guidelines.   The   Mortgage
obligates  the  Mortgagor  thereunder  to  maintain  all such insurance at the  Mortgagor's  cost and  expense,  and on the
Mortgagor's  failure to do so,  authorizes  the holder of the
Mortgage to maintain such insurance at the  Mortgagor's  cost and  expense  and to seek  reimbursement  therefor  from  the
Mortgagor.  Neither the Company (nor any prior  originator or servicer of any of the Mortgage  Loans) nor any Mortgagor has
engaged in any act or  omission  which has  impaired or would impair the coverage of any such  policy,  the benefits of the endorsement  provided for herein, or the validity and binding effect of either;

      (h) Each Mortgage Loan complies  with,  and the Company
has complied with,  applicable local, state and federal laws,
regulations  and  other   requirements   including,   without
limitation,  usury,  equal  credit  opportunity,  real estate settlement  procedures,  the  Federal  Truth-In-Lending  Act, disclosure  laws and all  applicable  predatory  and  abusive
lending   laws   and   consummation   of   the   transactions
contemplated  hereby,   including  without  limitation,   the
receipt of interest by the owner of such Mortgage Loan,  will not  involve  the  violation  of  any  such  laws,  rules  or regulations.  None of the  Mortgage  Loans  are (a)  Mortgage
Loans  subject to 12 CFR Part  226.31,  12 CFR Part 226.32 or
226.34 of Regulation  Z, the  regulation  implementing  TILA, which  implements  the Home  Ownership and Equity  Protection
Act of 1994, as amended,  or (b) except as may be provided in subparagraph  (c)  below,  classified  and/or  defined,  as a
"high cost",  "threshold",  "predatory" "high risk home loan"
or  "covered"  loan (or a  similarly  classified  loan  using different  terminology under a law imposing  additional legal liability  for  mortgage  loans having high  interest  rates, points and or/fees)  under any other state,  federal or local law  including,  but not  limited  to, the States of Georgia,
New York, North Carolina,  Arkansas,  Kentucky or New Mexico,
or  (c)  Mortgage  Loans  subject  to  the  New  Jersey  Home
Ownership  Security  Act of 2002  (the  "Act"),  unless  such
Mortgage  Loan is a (1)  "Home  Loan" as  defined  in the Act that is a first  lien  Mortgage  Loan,  which  is not a "High
Cost Home Loan" as defined  in the Act or (2)  "Covered  Home
Loan" as  defined  in the Act that is a first  lien  purchase money  Mortgage  Loan,  which is not a High  Cost  Home  Loan under the Act. In addition  to and  notwithstanding  anything to the  contrary  herein,  no  Mortgage  Loan for  which  the
Mortgaged  Property  is  located in New Jersey is a Home Loan as defined in the Act that was made,  arranged,  or  assigned by a  person  selling  either  a  manufactured  home  or home improvements  to the  Mortgaged  Property  or was  made by an originator  to whom the  Mortgagor  was  referred by any such seller.  Each Mortgage Loan is being (and has been)  serviced
in   accordance   with  Accepted   Servicing   Practices  and
applicable  state  and  federal  laws,   including,   without
limitation,   the  Federal  Truth-In-Lending  Act  and  other
consumer protection laws, real estate settlement  procedures,
usury,   equal  credit   opportunity  and  disclosure   laws.
Company shall maintain in its  possession,  available for the
Purchaser's inspection, as appropriate,  and shall deliver to the  Purchaser  or its  designee  upon  demand,  evidence  of compliance with all such requirements;

      (i) The  Mortgage has not been  satisfied,  canceled or
subordinated,  in  whole or in part,  or  rescinded,  and the
Mortgaged  Property  has not been  released  from the lien of the  Mortgage,  in whole  or in part  nor has any  instrument
been   executed   that  would   effect   any  such   release,
cancellation,  subordination  or rescission.  The Company has not waived the  performance  by the  Mortgagor of any action, if the  Mortgagor's  failure to  perform  such  action  would cause  the  Mortgage  Loan  to be in  default,  nor  has  the
Company  waived  any  default  resulting  from any  action or inaction by the Mortgagor;

      (j)   The Mortgage is a valid, subsisting,  enforceable
and  perfected   first  lien  on  the   Mortgaged   Property,
including  all  buildings on the  Mortgaged  Property and all installations and mechanical,  electrical,  plumbing, heating and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements made at any time with respect to the  foregoing  securing the Mortgage  Note's original  principal  balance subject to principles of equity, bankruptcy,  insolvency and other laws of general application affecting  the  rights of  creditors.  The  Mortgage  and the
Mortgage  Note do not  contain any  evidence of any  security interest  or other  interest or right  thereto.  Such lien is free and clear of all adverse claims,  liens and encumbrances having  priority over the first lien of the Mortgage  subject only to (1) the lien of non-delinquent  current real property
taxes  and   assessments   not  yet  due  and  payable,   (2)
covenants,  conditions  and  restrictions,   rights  of  way,
easements  and other  matters of the public  record as of the date of recording  which are  acceptable to mortgage  lending institutions  generally  and either (A) which are referred to in the  lender's  title  insurance  policy  delivered  to the originator or otherwise  considered in the appraisal made for the  originator  of the  Mortgage  Loan,  or (B) which do not adversely  affect the  residential  use or Appraised Value of the Mortgaged  Property as set forth in such  appraisal,  and
(3) other  matters  to which  like  properties  are  commonly subject  which  do  not  individually  or  in  the  aggregate materially  interfere  with  the  benefits  of  the  security
intended  to  be  provided  by  the   Mortgage  or  the  use,
enjoyment,  value or marketability  of the related  Mortgaged
Property.   Any  security  agreement,   chattel  mortgage  or
equivalent  document  related to and  delivered in connection with the  Mortgage  Loan  establishes  and  creates  a valid, subsisting,  enforceable  and perfected  first lien and first
priority   security   interest  on  the  property   described
therein,  and the  Company  has the  full  right  to sell and assign the same to the Purchaser;

      (k) The  Mortgage  Note and the  related  Mortgage  are
original  and  genuine  and  each  is the  legal,  valid  and binding  obligation of the maker thereof,  enforceable in all respects in  accordance  with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application  affecting  the  rights  of  creditors,  and  the
Company  has taken all  action  necessary  to  transfer  such rights of  enforceability  to the  Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the
Mortgage Note and the Mortgage.  The Mortgage Loan  Documents
are  on  forms  acceptable  to  Fannie  Mae  and  FHLMC.  The
Mortgage  Note and the  Mortgage  have been duly and properly
executed  by  such  parties.  No  fraud,   error,   omission,
misrepresentation,  negligence  or  similar  occurrence  with respect  to a  Mortgage  Loan has taken  place on the part of
Company or the  Mortgagor,  or on the part of any other party involved in the  origination  or  servicing  of the  Mortgage
Loan.  The  proceeds  of the  Mortgage  Loan have been  fully disbursed  and there is no  requirement  for future  advances thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements and as to disbursements of any escrow funds  therefor  have been complied  with.  All costs,  fees and  expenses  incurred in making or closing the
Mortgage  Loan and the  recording of the Mortgage  were paid, and  the  Mortgagor  is not  entitled  to any  refund  of any amounts paid or due under the Mortgage Note or Mortgage;

      (l) The  Company  is the sole  owner and  holder of the
Mortgage Loan and the indebtedness  evidenced by the Mortgage
Note.  Upon the sale of the Mortgage  Loan to the  Purchaser, the  Company  will  retain  the  Mortgage  File  or any  part thereof with respect  thereto not  delivered to the Purchaser or the Purchaser's  designee in trust only for the purpose of servicing  and  supervising  the  servicing  of the  Mortgage
Loan.  Immediately  prior to the transfer and  assignment  to the  Purchaser,  the Mortgage  Loan,  including  the Mortgage
Note and the  Mortgage,  were not  subject to an  assignment, sale or pledge to any person  other than  Purchaser,  and the
Company  had  good and  marketable  title to and was the sole owner  thereof  and had full right to  transfer  and sell the
Mortgage  Loan  to  the  Purchaser  free  and  clear  of  any encumbrance,  equity, lien, pledge, charge, claim or security interest and has the full right and  authority  subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan pursuant to this
Agreement and following  the sale of the Mortgage  Loan,  the
Purchaser  will own such  Mortgage Loan free and clear of any encumbrance,  equity,  participation interest,  lien, pledge, charge,  claim or security  interest.  The Company intends to relinquish  all rights to  possess,  control  and monitor the
Mortgage  Loan,  except for the  purposes  of  servicing  the
Mortgage  Loan as set  forth  in this  Agreement.  After  the related  Closing Date, the Company will not have any right to modify or alter the  terms of the sale of the  Mortgage  Loan and the  Company  will not have  any  obligation  or right to repurchase the Mortgage Loan or substitute  another  Mortgage
Loan,  except as provided in this Agreement,  or as otherwise agreed to by the Company and the Purchaser;

      (m) Each  Mortgage  Loan is covered by an ALTA lender's
title insurance policy or other generally  acceptable form of policy  or  insurance  acceptable  to  Fannie  Mae  or  FHLMC
(including  adjustable rate endorsements),  issued by a title insurer  acceptable  to Fannie Mae or FHLMC and  qualified to do business in the jurisdiction  where the Mortgaged Property is located,  insuring (subject to the exceptions contained in
(j)(1),  (2) and (3) above) the Company,  its  successors and assigns,  as to the first  priority  lien of the  Mortgage in the  original  principal  amount  of the  Mortgage  Loan  and
against   any   loss  by   reason   of  the   invalidity   or
unenforceability  of the lien  resulting  from the provisions of the  Mortgage  providing  for  adjustment  in the Mortgage
Interest Rate and Monthly  Payment.  Where  required by state
law  or   regulation,   the  Mortgagor  has  been  given  the
opportunity  to choose the carrier of the  required  mortgage title  insurance.  The Company,  its  successors and assigns, is the sole insured of such lender's title insurance  policy, such  title  insurance  policy  has  been  duly  and  validly endorsed to the Purchaser or the  assignment to the Purchaser of the  Company's  interest  therein  does  not  require  the consent of or  notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full  force and  effect  upon the  consummation  of the transactions  contemplated by this Agreement.  No claims have been made under such lender's title insurance policy,  and no prior holder or servicer of the related  Mortgage,  including
the  Company,  nor  any  Mortgagor,   has  done,  by  act  or
omission,  anything  which would  impair the coverage of such lender's title insurance policy;

      (n) There is no  default,  breach,  violation  or event
of  acceleration  existing  under the Mortgage or the related
Mortgage  Note and no event  which,  with the passage of time or  with  notice  and the  expiration  of any  grace  or cure period,  would  constitute  a default,  breach,  violation or event permitting  acceleration;  and neither the Company, nor
any  prior   mortgagee   has  waived  any  default,   breach,
violation or event permitting acceleration;

      (o)  There  are  no  mechanics'  or  similar  liens  or
claims  which  have been  filed for work,  labor or  material
(and no rights  are  outstanding  that  under law could  give rise to such liens) affecting the related Mortgaged  Property which  are or may be  liens  prior to or equal to the lien of the related Mortgage;

      (p) All  improvements  subject  to the  Mortgage  which
were  considered in  determining  the appraised  value of the
Mortgaged  Property  lie  wholly  within the  boundaries  and building  restriction  lines of the  Mortgaged  Property (and wholly  within the  project  with  respect  to a  condominium unit) and no  improvements on adjoining  properties  encroach upon the  Mortgaged  Property  except those which are insured against by the title  insurance  policy referred to in clause
(m) above and all  improvements  on the property  comply with all applicable zoning and subdivision laws and ordinances;

      (q) Each  Mortgage  Loan was  originated  by or for the
Company   pursuant  to,  and  conforms  with,  the  Company's
underwriting  guidelines  attached  as Exhibit H hereto.  The
Mortgage  Loan  bears  interest  at an  adjustable  rate  (if applicable)  as  set  forth  in  the  related  Mortgage  Loan
Schedule,  and Monthly  Payments  under the Mortgage Note are due  and  payable  on  the  first  day  of  each  month.  The
Mortgage  contains the usual and  enforceable  provisions  of the Company at the time of origination  for the  acceleration of  the  payment  of  the  unpaid  principal  amount  of  the
Mortgage  Loan  if the  related  Mortgaged  Property  is sold without the prior consent of the mortgagee thereunder;

      (r)  The  Mortgaged  Property  is  not  subject  to any
material  damage.  At  origination of the Mortgage Loan there was not,  since  origination  of the Mortgage  Loan there has not been,  and there  currently is no proceeding  pending for
the  total  or   partial   condemnation   of  the   Mortgaged
Property.  The Company  has not  received  notification  that any such  proceedings  are  scheduled to commence at a future date;

      (s)  The  related  Mortgage   contains   customary  and
enforceable  provisions  such as to  render  the  rights  and remedies of the holder thereof  adequate for the  realization against  the  Mortgaged  Property  of  the  benefits  of  the security  provided thereby,  including,  (1) in the case of a
Mortgage  designated as a deed of trust,  by trustee's  sale, and  (2)  otherwise  by  judicial  foreclosure.  There  is no homestead  or  other  exemption  available  to the  Mortgagor which would  interfere  with the right to sell the  Mortgaged
Property at a trustee's  sale or the right to  foreclose  the
Mortgage;

      (t) If the  Mortgage  constitutes  a deed of  trust,  a
trustee,  authorized  and duly  qualified  if required  under applicable law to act as such,  has been properly  designated and currently so serves and is named in the Mortgage,  and no fees or  expenses,  except as may be  required  by local law, are or will become  payable by the  Purchaser  to the trustee under  the  deed  of  trust,  except  in  connection  with  a trustee's  sale  or  attempted  sale  after  default  by  the
Mortgagor;

      (u) The  Mortgage  File  contains an  appraisal  of the
related   Mortgaged   Property  signed  prior  to  the  final
approval  of the  mortgage  loan  application  by a Qualified
Appraiser  who had no interest,  direct or  indirect,  in the
Mortgaged  Property  or in any  loan  made  on  the  security thereof,  and  whose  compensation  is  not  affected  by the approval  or  disapproval  of  the  Mortgage  Loan,  and  the appraisal  and  appraiser  both satisfy the  requirements  of
Fannie Mae or FHLMC and Title XI of the Federal  Institutions
Reform,  Recovery,  and  Enforcement  Act  of  1989  and  the
regulations promulgated  thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

      (v) All  parties  which  have had any  interest  in the
Mortgage,   whether  as  mortgagee,   assignee,   pledgee  or
otherwise,  are (or, during the period in which they held and disposed of such interest,  were) (A) in compliance  with any and all applicable licensing  requirements of the laws of the state wherein the Mortgaged Property is located,  and (B) (1)
organized  under the laws of such state,  or (2) qualified to do business in such  state,  or (3) federal  savings and loan associations  or national  banks or a Federal  Home Loan Bank or savings bank having  principal  offices in such state,  or
(4) not doing business in such state;

      (w) The related  Mortgage  Note is not and has not been
secured   by  any   collateral   except   the   lien  of  the
corresponding  Mortgage  and  the  security  interest  of any applicable  security  agreement or chattel mortgage  referred to above and such  collateral  does not serve as security for any other obligation;

      (x)  The  Mortgagor  has  received  and  has  executed,
where  applicable,   all  disclosure  materials  required  by
applicable  law with  respect to the making of such  mortgage loans;

      (y) The  Mortgage  Loan  does  not  contain  "graduated
payment"   features.   Unless  otherwise   indicated  on  the
related  Mortgage Loan Schedule,  no Mortgage Loan is subject to a buydown  agreement  or contains  any buydown  provision.
With respect to any  temporary  Buydown  Mortgage  Loan,  the maximum CLTV is ninety-five  percent (95%);  the maximum rate discount is three percent (3%),  the maximum  Buydown  Period is three (3) years;  the maximum increase is one percent (1%)
per year;  with respect to LTV that is 80.01% and above,  the debt-to-income  ratio and payment shock are calculated at the second  year  Mortgage  Interest  Rate;  with  respect to LTV
80.00% and below,  debt-to-income ratio and payment shock are calculated at the first year  Mortgage  Interest  Rate.  With respect  to each  Mortgage  Loan that is a  Buydown  Mortgage
Loan,  (i) on or  before  the  date  of  origination  of such
Mortgage  Loan,  the  Company  and  the  Mortgagor,   or  the
Company,  the  Mortgagor  and  the  seller  of the  Mortgaged
Property or a third party  entered into a Buydown  Agreement.
The  Buydown  Agreement  provides  that  the  seller  of  the
Mortgaged  Property  (or third  party)  shall  deliver to the
Company  temporary  Buydown  Funds in an amount  equal to the aggregate  undiscounted  amount of payments that,  when added to  the  amount  the  Mortgagor  on  such  Mortgage  Loan  is obligated  to pay on each  Due  Date in  accordance  with the terms  of  the  Buydown  Agreement,  is  equal  to  the  full scheduled  Monthly  Payment due on such  Mortgage  Loan.  The temporary  Buydown  Funds enable the Mortgagor to qualify for the Buydown  Mortgage Loan. The effective  interest rate of a
Buydown  Mortgage  Loan if less  than the  interest  rate set forth in the related  Mortgage Note will increase  within the
Buydown Period as provided in the related  Buydown  Agreement so that  the  effective  interest  rate  will be equal to the interest rate as set forth in the related  Mortgage Note. The
Buydown  Mortgage Loan satisfies the  requirements  of Fannie
Mae  guidelines;  (ii) The Mortgage and Mortgage Note reflect the permanent  payment terms rather than the payment terms of the Buydown  Agreement.  The Buydown  Agreement  provides for the  payment  by the  Mortgagor  of the  full  amount  of the
Monthly  Payment on any Due Date that the  Buydown  Funds are available.  The  Buydown  Funds  were not used to reduce  the original  principal  balance  of  the  Mortgage  Loan  or  to increase the  Appraised  Value of the Mortgage  Property when calculating  the  Loan-to-Value  Ratios for  purposes  of the
Agreement  and,  if the  Buydown  Funds were  provided by the
Seller   and  if   required   under   Fannie  Mae  and  FHLMC
guidelines,   the  terms  of  the  Buydown   Agreement   were
disclosed to the appraiser of the Mortgaged  Property;  (iii)
The  Buydown  Funds  may  not be  refunded  to the  Mortgagor unless  the  Mortgagor  makes  a  principal  payment  for the outstanding  balance  of the  Mortgage  Loan;  (iv) As of the date of  origination  of the Mortgage Loan, the provisions of the related Buydown Agreement  complied with the requirements of Fannie Mae and FHLMC regarding buydown agreements.

      (z)  The  Mortgagor  is  not  in  bankruptcy  and,  the
Mortgagor is not  insolvent  and the Company has no knowledge of  any  circumstances  or  conditions  with  respect  to the
Mortgage,  the  Mortgaged  Property,  the  Mortgagor  or  the
Mortgagor's   credit   standing  that  could   reasonably  be
expected to cause  investors to regard the  Mortgage  Loan as an  unacceptable  investment,  cause  the  Mortgage  Loan  to become delinquent,  or materially  adversely affect the value or marketability of the Mortgage Loan;

      (aa)  Principal  payments on the Mortgage  Loan,  other
than the Interest Only Mortgage  Loan,  shall  commence (with respect to any newly originated  Mortgage Loans) or commenced no more than  sixty  (60)  days  after  the  proceeds  of the
Mortgage  Loan  were  disbursed.   The  Mortgage  Loan  bears
interest  at the  Mortgage  Interest  Rate.  With  respect to each  Mortgage  Loan,  the  Mortgage  Note is  payable on the first day of each month in Monthly  Payments,  which,  (A) in the case of a fixed rate  Mortgage  Loan,  are  sufficient to fully  amortize  the  original  principal  balance  over  the original  term  thereof  and to pay  interest  at the related
Mortgage  Interest  Rate,  (B) in the  case of an  adjustable rate  Mortgage  Loan,  other than the Interest  Only Mortgage
Loan, are changed on each  Adjustment  Date, and in any case, are  sufficient  to fully  amortize  the  original  principal balance  over the  original  term thereof and to pay interest at the related Mortgage  Interest Rate and (C) in the case of a Balloon  Loan,  are based on a fifteen  (15) or thirty (30)
year  amortization  schedule,  as set  forth  in the  related
Mortgage  Note,  and a final  monthly  payment  substantially
greater  than  the   preceding   monthly   payment  which  is
sufficient  to amortize the  remaining  principal  balance of the Balloon Loan and to pay interest at the related  Mortgage
Interest  Rate. The Index for each  Adjustable  Rate Mortgage
Loan  is as  defined  in the  related  Confirmation  and  the
Mortgage  Loan  Schedule.  The Mortgage  Note does not permit negative amortization,  unless otherwise noted on the related
Mortgage  Loan  Schedule.  No Mortgage  Loan is a convertible
Mortgage  Loan;  (D) in the case of an Interest Only Mortgage
Loan,  the monthly  payments on each  Interest  Only Mortgage
Loan during the related  interest only period is equal to the product  of  the  related  Mortgage  Interest  Rate  and  the principal  balance of such  Mortgage Loan on the first day of each month and after such interest  only period,  except with respect to Interest Only  Mortgage  Loan that are  adjustable rate Mortgage  Loans,  such Mortgage Loan is payable in equal monthly installments of principal and interest;

      (bb)  If  such  Mortgage  Loan  is a  Co-op  Loan,  the
security   instruments   create  a  valid,   enforceable  and
subsisting  first priority  security  interest in the related cooperative  shares  securing the related  cooperative  note, subject only to (x) the lien of the related  cooperative  for unpaid  assessments  representing  the  Mortgagor's  pro rata share of payments  for a blanket  mortgage,  if any,  current
and  future  real   property   taxes,   insurance   premiums,
maintenance   fees  and  other   assessments  to  which  like
collateral  is  commonly  subject  and (y) other  matters  to which like  collateral  is commonly  subject and which do not materially  interfere  with  the  benefits  of  the  security intended to be provided;  provided, however, that the related proprietary  lease  for  the  cooperative  apartment  may  be subordinated  or otherwise  subject to the lien of a mortgage on the cooperative building;

      (cc)  (INTENTIONALLY LEFT BLANK)

      (dd)  (INTENTIONALLY LEFT BLANK)

      (ee)  (INTENTIONALLY LEFT BLANK)

      (ff)  (INTENTIONALLY LEFT BLANK)

      (gg) (INTENTIONALLY LEFT BLANK)

      (hh)  In the  event  the  Mortgage  Loan  had an LTV at
origination  greater than 80.00%, the excess of the principal balance  of the  Mortgage  Loan over  75.0% of the  Appraised
Value of the Mortgaged  Property with respect to a Refinanced
Mortgage  Loan, or the lesser of the  Appraised  Value or the purchase  price of the  Mortgaged  Property with respect to a purchase  money  Mortgage  Loan  was  insured  as to  payment defaults by a Primary  Mortgage  Insurance Policy issued by a
Qualified  Insurer.  No  Mortgage  Loan has an LTV over  95%.
All  provisions  of such Primary  Mortgage  Insurance  Policy have  been and are being  complied  with,  such  policy is in full force and effect,  and all premiums due thereunder  have
been  paid.  No  Mortgage  Loan  requires   payment  of  such
premiums,  in whole or in part, by the Purchaser.  No action, inaction,  or event has occurred and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or  defense  to  coverage.  Any  Mortgage  Loan  subject to a
Primary  Mortgage  Insurance  Policy  obligates the Mortgagor
thereunder  to  maintain  the  Primary   Mortgage   Insurance
Policy,  subject  to state and  federal  law,  and to pay all premiums and charges in connection  therewith.  No action has been taken or failed to be taken,  on or prior to the Closing
Date which has resulted or will result in an exclusion  from, denial of, or defense to coverage under any Primary  Mortgage
Insurance  Policy   (including,   without   limitation,   any
exclusions,  denials or defenses  which would limit or reduce the  availability of the timely payment of the full amount of the loss  otherwise due  thereunder  to the insured)  whether arising out of actions,  representations,  errors, omissions, negligence,  or fraud of the Company or the Mortgagor, or for any other reason under such coverage;  The mortgage  interest rate  for the  Mortgage  Loan  as set  forth  on the  related
Mortgage  Loan   Schedule  is  net  of  any  such   insurance
premium.   None  of  the   Mortgage   Loans  are  subject  to
"lender-paid" mortgage insurance;

      (ii)  The  Assignment  is in  recordable  form  and  is
acceptable for recording  under the laws of the  jurisdiction in which the Mortgaged Property is located;

      (jj)  Unless  specified  on the related  Mortgage  Loan
Schedule,  none  of the  Mortgage  Loans  are  secured  by an interest in a leasehold  estate.  The  Mortgaged  Property is located in the state  identified in the related Mortgage Loan
Schedule  and  consists of a single  parcel of real  property with a detached single family residence  erected thereon,  or
a  townhouse,   or  a  two-to  four-family  dwelling,  or  an
individual  condominium unit in a condominium  project, or an individual  unit  in  a  planned  unit  development  or  a de minimis planned unit development,  provided, however, that no residence  or  dwelling is a single  parcel of real  property
with  a   manufactured   home  not  affixed  to  a  permanent
foundation,  or  a  mobile  home.  Any  condominium  unit  or
planned  unit   development   conforms   with  the  Company's
underwriting  guidelines.  As of the date of origination,  no portion of any  Mortgaged  Property  was used for  commercial purposes,  and since the Origination  Date, no portion of any
Mortgaged  Property  has  been,  or  currently  is,  used for commercial purposes;

      (kk)  Payments on the Mortgage  Loan  commenced no more
than  sixty  (60)  days  after the funds  were  disbursed  in connection  with the  Mortgage  Loan.  The  Mortgage  Note is
payable   on  the  first  day  of  each   month  in   monthly
installments  of  principal  (if  applicable)  and  interest,
which   installments   are  subject  to  change  due  to  the
adjustments to the Mortgage  Interest Rate on each Adjustment
Date, with interest  calculated and payable in arrears.  Each of the  Mortgage  Loans  will  amortize  fully by the  stated
maturity date,  over an original term of not more than thirty years from commencement of amortization;

      (ll)  As of the Closing Date of the Mortgage  Loan, the
Mortgage  Property was  lawfully  occupied  under  applicable law, and all inspections,  licenses and certificates required to be made or issued with  respect to all  occupied  portions of the  Mortgaged  Property  and, with respect to the use and
occupancy  of  the  same,   including   but  not  limited  to
certificates    of    occupancy    and   fire    underwriting
certificates,   have   been   made  or   obtained   from  the
appropriate authorities;

      (mm)  There  is  no   pending   action  or   proceeding
directly   involving   the   Mortgaged   Property   in  which
compliance with any environmental  law, rule or regulation is an issue;  Company has no knowledge  of any  violation of any environmental  law,  rule or  regulation  with respect to the
Mortgaged  Property;  and the  Company has not  received  any notice of any environmental  hazard on the Mortgaged Property and  nothing  further  remains  to be done to satisfy in full all  requirements  of  each  such  law,  rule  or  regulation constituting  a  prerequisite  to use and  enjoyment  of said property;

      (nn)  The Mortgagor  has not notified the Company,  and
the  Company  has no  knowledge  of any relief  requested  or allowed to the  Mortgagor  under the  Soldiers'  and Sailors'
Civil Relief Act of 1940;

      (oo)  No   Mortgage   Loan   is   a   construction   or
rehabilitation  Mortgage Loan or was made to  facilitate  the trade-in or exchange of a Mortgaged Property;

      (pp)  The   Mortgagor  for  each  Mortgage  Loan  is  a
natural person;

      (qq)  [Reserved];

      (rr)  With respect to each Mortgage Loan that has a
prepayment penalty feature, each such prepayment penalty is
enforceable and will be enforced by the Company and each
prepayment penalty is permitted pursuant to federal, state
and local law. No Mortgage Loan will impose a prepayment
penalty for a term in excess of five years from the date
such Mortgage Loan was originated;

      (ss)  With  respect to each  Mortgage  Loan  either (i)
the fair  market  value of the  Mortgaged  Property  securing such  Mortgage  Loan was at least  equal to 80 percent of the original  principal balance of such Mortgage Loan at the time such  Mortgage  Loan was  originated or (ii) (a) the Mortgage
Loan  is  only  secured  by the  Mortgage  Property  and  (b)
substantially  all of the proceeds of such Mortgage Loan were used  to  acquire  or to  improve  or  protect  the  Mortgage
Property.  For the purposes of the preceding sentence, if the
Mortgage Loan has been  significantly  modified other than as a result of a default or a  reasonable  foreseeable  default, the  modified  Mortgage  Loan will be  viewed as having  been originated on the date of the modification;

      (tt) The Mortgage  Loan was  originated  by a mortgagee
approved by the  Secretary  of Housing and Urban  Development
pursuant  to  sections  203 and 211 of the  National  Housing
Act,  a  savings  and loan  association,  a savings  bank,  a commercial bank,  credit union,  insurance company or similar institution  which is supervised and examined by a federal or state authority;

      (uu) None of the  Mortgage  Loans are  simple  interest
Mortgage  Loans  and  none of the  Mortgaged  Properties  are timeshares;

      (vv) All of the terms of the Mortgage  pertaining
      to    interest    rate    adjustments,    payment
      adjustments  and  adjustments of the  outstanding
      principal  balance  are  enforceable,   all  such
      adjustments  have been properly  made,  including
      the  mailing  of  required   notices,   and  such
      adjustments  do  not  and  will  not  affect  the
      priority of the  Mortgage  lien.  With respect to
      each  Mortgage  Loan which has passed its initial
      Adjustment  Date,  Company has performed an audit
      of the  Mortgage  Loan to  determine  whether all
      interest  rate  adjustments  have  been  made  in
      accordance  with the terms of the  Mortgage  Note
      and Mortgage;

      (ww)  Each   Mortgage   Note,   each   Mortgage,   each
Assignment and any other documents  required pursuant to this
Agreement to be delivered to the  Purchaser or its  designee, or its  assignee for each  Mortgage  Loan,  have been,  on or before the related  Closing Date,  delivered to the Purchaser or its designee, or its assignee;

      (xx) There is no Mortgage  Loan that was  originated on
or after  October 1, 2002 and before March 7, 2003,  which is secured by property located in the State of Georgia;

      (yy) No proceeds  from any  Mortgage  Loan were used to
finance single premium credit insurance policies;

             (zz)       [Reserved];

      (aaa) The   methodology   used  in   underwriting   the
extension of credit for each Mortgage Loan employs  objective mathematical  principles which relate the borrower's  income, assets  and  liabilities  to the  proposed  payment  and such underwriting  methodology  does not rely on the extent of the
borrower's   equity  in  the   collateral  as  the  principal
determining  factor in approving such credit extension.  Such underwriting  methodology  confirmed  that  at  the  time  of
origination   (application/approval)   the   borrower  had  a
reasonable  ability to make timely  payments on the  Mortgage
Loan;

      (bbb) With respect to any Mortgage  Loan that  contains
a  provision  permitting  imposition  of  a  premium  upon  a prepayment  prior  to  maturity:  (i)  prior  to  the  loan's origination,  the borrower agreed to such premium in exchange for a monetary  benefit,  including but not limited to a rate or fee reduction,  (ii) prior to the loan's origination,  the borrower was offered the option of obtaining a mortgage  loan that did not  require  payment of such a  premium,  (iii) the prepayment  premium is  disclosed to the borrower in the loan documents  pursuant to applicable  state and federal law, and
(iv)   notwithstanding  any  state  or  federal  law  to  the
contrary,  the  Servicer  shall not  impose  such  prepayment
premium  in  any   instance   when  the   mortgage   debt  is
accelerated  as the  result  of  the  borrower's  default  in making the loan payments;

      (ccc) No borrower  was  required to purchase any credit
life,  disability,  accident or health insurance product as a condition of obtaining the  extension of credit.  No borrower obtained a prepaid  single-premium  credit life,  disability, accident or health  insurance  policy in connection  with the origination  of the  Mortgage  Loan;  No  proceeds  from  any
Mortgage  Loan were used to purchase  single  premium  credit insurance  policies  as part of the  origination  of, or as a condition to closing, such Mortgage Loan;

      (ddd) [Reserved],

      (eee) Any  Mortgage  Loan with a Mortgaged  Property in
the State of Illinois  complies  with the  Illinois  Interest
Act, if applicable;

      (fff) With respect to any Mortgage  Loan  originated on
or after August 1, 2004 and underlying the security,  neither the related  Mortgage nor the related  Mortgage Note requires the borrower to submit to  arbitration to resolve any dispute arising out of or relating  in any way to the  mortgage  loan transaction;

      (ggg)  No  Mortgage   Loan  is  secured  by   Mortgaged
Property in the  Commonwealth  of  Massachusetts  with a loan
application   date  on  or  after   November   7,  2004  that
refinances  a  mortgage  loan  that is less than  sixty  (60)
months  old,   unless  such   Mortgage  Loan  (1)  is  on  an
investment  property,  (ii) meets the  requirements set forth in the  Code of  Massachusetts  Regulation  ("CMR"),  209 CMR
53.04(1)(b),  or (iii)  meets the  requirements  set forth in the 209 CMR 53.04(1)(c);

            (hhh)  For any  Mortgage  Loan  with the  related
Mortgaged  Property  located  in State  of  Texas  which is a second  lien and the  interest  rate is in  excess of 10% and where terms of the  Mortgage  Note  contain a  provision  for which the Mortgagor may be entitled to prepaid  interest upon payoff, no Mortgagor paid any  administrative  fees,  points, or loan  origination  fees which would actually result in any prepaid  interest being due the Mortgagor  under the terms of the Mortgage Note;

            (iii)    The  Company  has   complied   with  all
applicable   anti-money   laundering  laws  and  regulations,
including  without  limitation  the USA  Patriot  Act of 2001
(collectively,   the  Anti-Money   Laundering   Laws").   The
Company has established an anti-money  laundering  compliance
program  as  required  by  the  Anti-Money   Laundering  Laws
and has  conducted  the requisite due diligence in connection with the  origination  of each Mortgage Loan for the purposes
of  the  Anti-Money  Laundering  Laws.   The Company  further
represents  that it takes  reasonable  efforts  to  determine whether  any Mortgagor  appears  on any  list of  blocked  or prohibited  parties  designated  by the  U.S.  Department  of
Treasury; and

            (jjj)  If  the  Mortgage  Loan  is  secured  by a
long-term  residential  lease,  (1) the  terms of such  lease expressly permit the mortgaging of the leasehold estate,  the assignment of the lease without the lessor's  consent (or the lessor's  consent has been  obtained) and the  acquisition by the holder of the  Mortgage  of the rights of the lessee upon foreclosure  or assignment in lieu of  foreclosure or provide
the  holder  of  the  Mortgage  with  substantially   similar
protection  (2) the terms of such  lease do not (a) allow the termination  thereof  upon the lessee's  default  without the holder of the  Mortgage  being  entitled  to receive  written notice of, and opportunity to cure,  such default,  (b) allow the  termination  of a  lease  in  the  event  of  damage  or destruction  as long as the  Mortgage is in  existence or (c)
prohibit the holder of the Mortgage  from being insured under
the  hazard   insurance  policy  relating  to  the  Mortgaged
Property  (3) the  original  term of such  lease  is not less than 15 years (4) the term of such lease  does not  terminate earlier than 5 years after the maturity  date of the Note and
(5) the Mortgaged  Property is located in a  jurisdiction  in
which  the  use  of   leasehold   estates   for   residential
properties is a widely-accepted practice.

      Section 3.03      Repurchase; Substitution.

      It is  understood  and agreed that the  representations
and  warranties  set forth in  Sections  3.01 and 3.02  shall survive the sale of the  Mortgage  Loans and  delivery of the
Mortgage Loan  Documents to the  Purchaser,  or its designee,
and   shall   inure  to  the   benefit   of  the   Purchaser,
notwithstanding  any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of  examination,  of any  Mortgage  File.  Upon  discovery by either  the  Company or the  Purchaser  of a breach of any of
the   foregoing    representations   and   warranties   which
materially  and  adversely  affects the value of the Mortgage
Loans or the interest of the Purchaser in any Mortgage  Loan, the party  discovering  such breach shall give prompt written notice  to the  other.  The  Company  shall  have a period of sixty  (60) days from the  earlier  of its  discovery  or its receipt of notice of any such breach  within which to correct or  cure  such  breach.  The  Company  hereby  covenants  and agrees  that if any such  breach  is not  corrected  or cured within  such sixty day  period,  the  Company  shall,  at the
Purchaser's  option  and not later than  ninety  (90) days of its  discovery  or its  receipt  of  notice  of such  breach, repurchase  such  Mortgage Loan at the  Repurchase  Price or, with the  Purchaser's  prior consent and at Purchaser's  sole option,  substitute  a Mortgage  Loan as provided  below.  In
the  event   that  any  such   breach   shall   involve   any
representation  or warranty  set forth in Section  3.01,  and such  breach  is not  cured  within  sixty  (60)  days of the earlier of either  discovery  by or notice to the  Company of such breach,  all Mortgage Loans shall,  at the option of the
Purchaser,  be  repurchased  by the Company at the Repurchase
Price.  Any such  repurchase  shall be  accomplished  by wire transfer of immediately  available  funds to Purchaser in the amount of the Repurchase Price.

      If the Company is required to  repurchase  any Mortgage
Loan  pursuant to this Section  3.03,  the Company may,  with
the  Purchaser's   prior  consent  and  at  Purchaser's  sole
option,  within  ninety  (90) days from the  related  Closing
Date,  remove such defective  Mortgage Loan from the terms of this Agreement and substitute  another mortgage loan for such
defective   Mortgage  Loan,  in  lieu  of  repurchasing  such
defective  Mortgage  Loan.  Any  substitute  Mortgage Loan is subject to Purchaser  acceptability.  Any  substituted  Loans will  comply  with the  representations  and  warranties  set forth in this Agreement as of the substitution date

      The  Company  shall  amend the  related  Mortgage  Loan
Schedule to reflect the  withdrawal  of the removed  Mortgage
Loan  from  this  Agreement  and  the  substitution  of  such substitute Mortgage Loan therefor.  Upon such amendment,  the
Purchaser  shall  review the  Mortgage  File  delivered to it relating to the  substitute  Mortgage  Loan.  In the event of such a  substitution,  accrued  interest  on  the  substitute
Mortgage Loan for the month in which the substitution  occurs and any Principal  Prepayments made thereon during such month shall be the property of the Purchaser  and accrued  interest
for  such   month  on  the   Mortgage   Loan  for  which  the
substitution  is made  and  any  Principal  Prepayments  made thereon  during  such  month  shall  be the  property  of the
Company.  The  principal  payment  on a  substitute  Mortgage
Loan due on the Due Date in the month of  substitution  shall be the property of the Company and the  principal  payment on the Mortgage Loan for which the  substitution  is made due on such date shall be the property of the Purchaser.

      For any  month in which the  Company  is  permitted  to
substitute  one  or  more  substitute   Mortgage  Loans,  the
Company  will  determine  the  amount  (if any) by which  the aggregate Stated Principal Balance (after  application of the principal portion of all scheduled  payments due in the month of substitution) of all the substitute  Mortgage Loans in the month  of  substitution  is less  then the  aggregate  Stated
Principal   Balance  (after   application  of  the  principal
portion  of  the  scheduled  payment  due  in  the  month  of substitution)  of the such replaced  Mortgage Loan. An amount equal to the aggregate of such deficiencies  described in the
preceding   sentence  for  any   Remittance   Date  shall  be
deposited  into the  Custodial  Account by the Company on the
related   Determination  Date  in  the  month  following  the
calendar month during which the substitution occurred.

      It is understood  and agreed that the obligation of the
Company set forth in this  Section  3.03 to cure,  repurchase
or  substitute   for  a  defective   Mortgage  Loan,  and  to
indemnify Purchaser pursuant to Section 8.01,  constitute the sole  remedies of the  Purchaser  respecting  a breach of the foregoing  representations  and  warranties.  If the  Company fails to repurchase or  substitute  for a defective  Mortgage
Loan in  accordance  with this Section 3.03, or fails to cure
a  defective   Mortgage   Loan  to   Purchaser's   reasonable
satisfaction  in  accordance  with this Section  3.03,  or to indemnify  Purchaser  pursuant to Section 8.01,  that failure shall be an  Event  of  Default  and the  Purchaser  shall be entitled to pursue all remedies  available in this  Agreement as a result  thereof.  No provision of this  paragraph  shall
affect  the  rights  of  the  Purchaser  to  terminate   this
Agreement  for  cause,  as set  forth in  Sections  10.01 and
11.01.

      Any cause of action against the Company  relating to or
arising  out  of  the  breach  of  any   representations  and
warranties  made in Sections 3.01 and 3.02 shall accrue as to any  Mortgage  Loan upon (i) the earlier of discovery of such breach by the Company or notice  thereof by the  Purchaser to the Company,  (ii) failure by the Company to cure such breach or  repurchase  such Mortgage  Loan as specified  above,  and
(iii)   demand  upon  the  Company  by  the   Purchaser   for
compliance with this Agreement.

      In the  event  that  any  Mortgage  Loan  is  held by a
REMIC,   notwithstanding   any  contrary  provision  of  this
Agreement,  with respect to any Mortgage  Loan that is not in
default  or  as  to  which  no  default   is   imminent,   no
substitution  pursuant to Subsection 3.03 shall be made after the applicable  REMIC's "start up day" (as defined in Section
860G(a) (9) of the Code),  unless the Company has obtained an
Opinion of Counsel to the effect that such  substitution will not (i)  result  in the  imposition  of taxes on  "prohibited transactions"  of such REMIC (as  defined in Section  860F of the Code) or  otherwise  subject  the  REMIC to tax,  or (ii)
cause the REMIC to fail to qualify as a REMIC at any time.

      If pursuant  to the  foregoing  provisions  the Company
repurchases  a Mortgage  Loan that is a MERS  Mortgage  Loan, the  Company  shall  either  (a) cause  MERS to  execute  and deliver an assignment  of the Mortgage in recordable  form to transfer  the  Mortgage  from MERS to the  Company  and shall cause such  Mortgage to be removed from  registration  on the
MERS® System in accordance  with MERS' rules and  regulations or (b)  cause  MERS to  designate  on the  MERS®  System  the
Company as the beneficial holder of such Mortgage Loan.

      Section 3.04      Representations  and  Warranties  of
the Purchaser.

      The Purchaser  represents,  warrants and  convenants to
the Company  that,  as of the related  Closing  Date or as of such date specifically provided herein:

(g)   The  Purchaser  is  a  corporation,   dully   organized
validly  existing and in good standing  under the laws of the
State of Delaware and is  qualified to transact  business in, is in good  standing  under the laws of,  and  possesses  all licenses  necessary  for the conduct of its business in, each state  in which  any  Mortgaged  Property  is  located  or is otherwise  except or not  required  under  applicable  law to effect such qualification or license;

(h)   The  Purchaser  has full  power and  authority  to hold
each  Mortgage  Loan, to purchase each Mortgage Loan pursuant to this  Agreement and the related Term Sheet and to execute, deliver and  perform,  and to enter into and  consummate  all transactions  contemplated  by this Agreement and the related
Term  Sheet  and  to  conduct  its   business  as   presently
conducted,  has duly  authorized the execution,  delivery and performance  of this  Agreement  and the related  Term Sheet, has  duly  executed  and  delivered  this  Agreement  and the related Term Sheet;

      (c)   None  of  the  execution  and  delivery  of  this
Agreement  and the related  Term Sheet,  the  purchase of the
Mortgage  Loans,   the   consummation  of  the   transactions
contemplated  hereby,  or the  fulfillment  of or  compliance with the  terms  and  conditions  of this  Agreement  and the related  Term  Sheet  will  conflict  with any of the  terms, conditions  or  provisions  of  the  Purchaser's  charter  or by-laws or  materially  conflict with or result in a material breach of any of the terms,  conditions  or provisions of any legal  restriction  or any  agreement or  instrument to which the  Purchaser  is now a party or by which  it is  bound,  or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the material violation of any law,  rule,  regulation,  order,  judgment or decree to which the Purchaser or its property is subject;

      (d)   There is no litigation  pending or to the best of
the  Purchaser's  knowledge,  threatened  with respect to the
Purchaser  which  is  reasonably  likely  to have a  material adverse  effect  on  the  purchase  of the  related  Mortgage
Loans,  the  execution,  delivery or  enforceability  of this
Agreement and the related Term Sheet,  or which is reasonably likely to have a  material  adverse  effect on the  financial condition of the Purchaser;

      (e)   No consent,  approval,  authorization or order of
any court or governmental  agency or body is required for the execution,  delivery and  performance  by the Purchaser of or compliance  by the  Purchaser  with  this  Agreement  and the related Term Sheet,  the  purchase of the  Mortgage  Loans or the  consummation  of the  transactions  contemplated by this
Agreement  and the related  Term Sheet  except for  consents,
approvals,   authorizations   and  orders   which  have  been
obtained;

      (f)   The     consummation    of    the    transactions
contemplated  by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

      (h)   The  Purchaser  will  treat the  purchase  of the
Mortgage  Loans from the Company as a purchase for reporting, tax and accounting purposes; and

      (i)   The Purchaser does not believe,  nor does it have
any cause or reason to believe,  that it cannot  perform each and every of its  covenants  contained in this  Agreement and the related Term Sheet.

      The Purchaser  shall  indemnify the Company and hold it
harmless against any claims,  proceedings,  losses,  damages,
penalties,  fines,  forfeitures,   reasonable  and  necessary
legal fees and related costs, judgments,  and other costs and expenses  resulting  from a breach  by the  Purchaser  of the representations  and  warranties  contained  in this  Section
3.04. It is  understood  and agreed that the  obligations  of the  Purchaser  set forth in this  Section  3.04 to indemnify the Company as provided  herein  constitute the sole remedies
of  the  Company   respecting  a  breach  of  the   foregoing
representations and warranties.

                         ARTICLE IV

       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01      Company to Act as Servicer.

      The Company,  as independent  contract servicer,  shall
service and administer the Mortgage Loans in accordance  with this  Agreement  and the related Term Sheet and with Accepted
Servicing   Practices,   and  shall   have  full   power  and
authority,  acting  alone,  to do or cause to be done any and
all   things   in   connection   with  such   servicing   and
administration  which  the  Company  may  deem  necessary  or desirable  and  consistent  with the terms of this  Agreement and the  related  Term  Sheet  and  with  Accepted  Servicing
Practices  and  exercise  the same care  that it  customarily employs  for its own  account.  Except  as set  forth in this
Agreement  and the  related  Term Sheet,  the  Company  shall service  the  Mortgage  Loans in strict  compliance  with the servicing  provisions  of  the  Fannie  Mae  Guides  (special servicing  option),  which  include,  but are not limited to, provisions  regarding the liquidation of Mortgage Loans,  the collection of Mortgage Loan  payments,  the payment of taxes, insurance  and  other  charges,  the  maintenance  of  hazard insurance  with  a  Qualified  Insurer,  the  maintenance  of mortgage  impairment  insurance,  the maintenance of fidelity bond and errors and  omissions  insurance,  inspections,  the
restoration  of  Mortgaged   Property,   the  maintenance  of
Primary Mortgage  Insurance  Policies,  insurance claims, the title, management and disposition of REO Property,  permitted
withdrawals   with  respect  to  REO  Property,   liquidation
reports,  and reports of  foreclosures  and  abandonments  of
Mortgaged Property,  the transfer of Mortgaged Property,  the
release   of   Mortgage   Files,   annual   statements,   and
examination  of records and  facilities.  In the event of any conflict,  inconsistency  or  discrepancy  between any of the servicing  provisions of this  Agreement and the related Term
Sheet and any of the  servicing  provisions of the Fannie Mae
Guides,  the  provisions  of this  Agreement  and the related
Term Sheet shall  control and be binding  upon the  Purchaser and the Company.

      Consistent  with the  terms of this  Agreement  and the
related  Term Sheet,  the  Company may waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement of any such term or in any  manner  grant  indulgence  to any
Mortgagor  if  in  the  Company's   reasonable   and  prudent
determination  such  waiver,  modification,  postponement  or indulgence  is  not  materially  adverse  to  the  Purchaser, provided,  however,  that unless the Company has obtained the prior  written  consent of the  Purchaser,  the Company shall not  permit any  modification  with  respect to any  Mortgage
Loan that would change the Mortgage  Interest Rate, defer for more than ninety days or forgive any payment of  principal or
interest,   reduce  or  increase  the  outstanding  principal
balance  (except for actual  payments of principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such modification  which has been agreed to in writing by the  Purchaser  and which permits the deferral of interest or  principal  payments  on any  Mortgage  Loan,  the Company
shall,  on  the  Business  Day   immediately   preceding  the
Remittance  Date in any month in which any such  principal or interest payment has been deferred,  deposit in the Custodial
Account from its own funds,  in accordance with Section 4.04, the  difference  between (a) such month's  principal  and one month's  interest at the Mortgage Loan Remittance Rate on the unpaid  principal  balance of such  Mortgage Loan and (b) the amount paid by the  Mortgagor.  The Company shall be entitled to reimbursement  for such advances to the same extent as for
all  other  advances   pursuant  to  Section  4.05.   Without
limiting the generality of the  foregoing,  the Company shall
continue,   and  is  hereby  authorized  and  empowered,   to
prepare,    execute   and   deliver,   all   instruments   of
satisfaction or cancellation,  or of partial or full release, discharge and all other comparable instruments,  with respect to the  Mortgage  Loans  and with  respect  to the  Mortgaged
Properties.  Notwithstanding anything herein to the contrary, the Company  may not enter into a  forbearance  agreement  or similar  arrangement  with respect to any Mortgage Loan which term  exceeds  12  months  in  duration.  Any such  agreement shall be  approved by  Purchaser  and,  if  required,  by the
Primary Mortgage Insurance Policy insurer,  if required.  Any other loss mitigation or workout alternatives,  such as short sales or deeds in lieu of  foreclosure,  shall be  subject to the  approval  of the  Purchaser  and  the  Primary  Mortgage
Insurance Policy insurer if applicable.

      Notwithstanding  anything  in  this  Agreement  to  the
contrary,   if  any  Mortgage  Loan  becomes   subject  to  a
Pass-Through  Transfer,  the Company (a) with respect to such
Mortgage  Loan,  shall  not  permit  any  modification   with
respect to such  Mortgage Loan that would change the Mortgage
Interest  Rate and (b) shall not (unless the  Mortgagor is in default  with respect to such  Mortgage  Loan or such default is, in the judgment of the Company,  reasonably  foreseeable)
make or permit any  modification,  waiver or amendment of any term of such  Mortgage  Loan that  would  both (i)  effect an exchange or  reissuance  of such  Mortgage Loan under Section
1001  of  the  Code  (or  Treasury  regulations   promulgated
thereunder)  and (ii) cause any REMIC to fail to qualify as a
REMIC  under  the  Code  or  the  imposition  of  any  tax on
"prohibited   transactions"  or  "contributions"   after  the
startup date under the REMIC Provisions.

      Prior  to  taking  any  action  with   respect  to  the
Mortgage Loans subject to a Pass-Through  Transfer,  which is not  contemplated  under  the  terms of this  Agreement,  the
Company will obtain an Opinion of Counsel  acceptable  to the
trustee  in  such  Pass-Through   Transfer  with  respect  to
whether such action could result in the  imposition  of a tax upon  any  REMIC  (including  but not  limited  to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC  set forth in  Section  860G(d)  of  the  Code)(either  such  event,  an
"Adverse  REMIC  Event"),  and the Company shall not take any such  actions as to which it has been advised that an Adverse
REMIC Event could occur.

      The  Company  shall  not  permit  the  creation  of any
"interests"  (within the meaning of Section 860G of the Code)
in  any  REMIC.   The  Company   shall  not  enter  into  any
arrangement  by  which a REMIC  will  receive  a fee or other compensation  for  services nor permit a REMIC to receive any income  from  assets  other  than  "qualified  mortgages"  as defined  in  Section  860G(a)(3)  of the  Code or  "permitted investments" as defined in Section 860G(a)(5) of the Code.

      In servicing and  administering the Mortgage Loans, the
Company shall employ  Accepted  Servicing  Practices,  giving
due   consideration  to  the  Purchaser's   reliance  on  the
Company.  Unless a  different  time  period is stated in this
Agreement  or the  related  Term  Sheet,  Purchaser  shall be deemed to have given consent in connection  with a particular matter  if  Purchaser  does not  affirmatively  grant or deny
consent   within  five  (5)  Business   Days  from  the  date
Purchaser  receives a second written  request for consent for such matter from Company as servicer.

      The Mortgage  Loans may be subserviced by a Subservicer
on behalf of the Company  provided that the Subservicer is an entity that engages in the business of servicing  loans,  and in either case shall be authorized to transact business,  and licensed to service  mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are situated,  if and to the extent required by applicable law to enable the Subservicer to perform its  obligations  hereunder and  under the  Subservicing  Agreement,  and in either  case shall be a FHLMC or Fannie Mae approved  mortgage servicer in good standing,  and no event has occurred,  including but not limited to a change in insurance  coverage,  which would make it unable to comply  with the  eligibility  requirements  for
lenders  imposed  by  Fannie  Mae  or  for   seller/servicers
imposed  by  Fannie  Mae or  FHLMC,  or which  would  require notification  to  Fannie  Mae or  FHLMC.  In  addition,  each
Subservicer  will obtain and preserve its  qualifications  to do  business  as a foreign  corporation  and its  licenses to service  mortgage loans,  in each  jurisdiction in which such qualifications  and/or  licenses are or shall be necessary to protect the validity and  enforceability  of this  Agreement, or any of the  Mortgage  Loans and to  perform or cause to be
performed   its  duties   under  the   related   Subservicing
Agreement.  The  Company  may  perform  any of its  servicing responsibilities  hereunder or may cause the  Subservicer  to perform any such  servicing  responsibilities  on its behalf, but the  use by the  Company  of the  Subservicer  shall  not release the  Company  from any of its  obligations  hereunder and the Company  shall remain  responsible  hereunder for all acts and  omissions  of the  Subservicer  as fully as if such acts and  omissions  were those of the  Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own  funds,  and the  Subservicer's  fee shall not exceed the
Servicing  Fee.  Company shall notify  Purchaser  promptly in writing upon the appointment of any Subservicer.

      At the cost and  expense of the  Company,  without  any
right  of  reimbursement  from  the  Custodial  Account,  the
Company  shall  be  entitled  to  terminate  the  rights  and responsibilities  of the  Subservicer  and  arrange  for  any servicing  responsibilities  to be  performed  by a successor
subservicer   meeting  the   requirements  in  the  preceding
paragraph,  provided,  however, that nothing contained herein shall be deemed to prevent or prohibit  the  Company,  at the
Company's  option,  from  electing  to  service  the  related
Mortgage  Loans  itself.  In the  event  that  the  Company's
responsibilities   and  duties  under  this   Agreement   are
terminated  pursuant to Section 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser,  the Company shall at
its  own  cost  and   expense   terminate   the   rights  and
responsibilities of the Subservicer  effective as of the date of  termination  of the  Company.  The Company  shall pay all fees,  expenses or penalties  necessary in order to terminate the rights and  responsibilities  of the Subservicer from the
Company's own funds without reimbursement from the Purchaser.

      Notwithstanding   any  of  the   provisions   of   this
Agreement relating to agreements or arrangements  between the
Company  and  the  Subservicer  or any  reference  herein  to actions  taken  through the  Subservicer  or  otherwise,  the
Company  shall  not be  relieved  of its  obligations  to the
Purchaser  and  shall be  obligated  to the same  extent  and under  the same  terms  and  conditions  as if it alone  were servicing and  administering  the Mortgage Loans. The Company shall  be  entitled  to  enter  into an  agreement  with  the
Subservicer  for   indemnification  of  the  Company  by  the
Subservicer and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company will  indemnify  and hold  Purchaser  harmless from any loss, liability or expense  arising out of its use of a Subservicer to perform any of its servicing duties,  responsibilities and obligations hereunder.

      Any Subservicing  Agreement and any other  transactions
or services  relating to the  Mortgage  Loans  involving  the
Subservicer  shall be deemed to be  between  the  Subservicer
and  Company   alone,   and  the  Purchaser   shall  have  no
obligations,  duties  or  liabilities  with  respect  to  the
Subservicer  including  no  obligation,  duty or liability of
Purchaser to pay the  Subservicer's  fees and  expenses.  For
purposes  of  distributions   and  advances  by  the  Company
pursuant to this  Agreement,  the Company  shall be deemed to
have   received  a  payment  on  a  Mortgage  Loan  when  the
Subservicer has received such payment.

      The Company will transmit  full-file  credit  reporting
data  for each  Mortgage  Loan  pursuant  to the  Fannie  Mae
Selling  Guide and that for each Mortgage  Loan,  the Company agrees it shall  report one of the  following  statuses  each month as follows: new origination,  current, delinquent (30-,
60-, 90-days, etc.), foreclosed, or charged-off.

Section 4.02      Collection of Mortgage Loan Payments.

      Continuously  from the date hereof  until the date each
Mortgage  Loan  ceases to be subject to this  Agreement,  the
Company will proceed  diligently  to collect all payments due under each  Mortgage  Loan when the same shall become due and payable  and shall,  to the extent such  procedures  shall be
consistent   with   this   Agreement,    Accepted   Servicing
Practices,  and  the  terms  and  provisions  of any  related
Primary  Mortgage  Insurance  Policy,  follow such collection procedures  as it  follows  with  respect to  mortgage  loans comparable  to the  Mortgage  Loans  and  held  for  its  own account.  Further,  the  Company  will take  special  care in ascertaining and estimating  annual escrow payments,  and all other charges that, as provided in the Mortgage,  will become due and  payable,  so that the  installments  payable  by the
Mortgagors  will be  sufficient  to pay such  charges  as and when they become due and payable.

      Section 4.03      Realization Upon Defaulted Mortgage

      The  Company  shall  use its best  efforts,  consistent
with the  procedures  that the Company would use in servicing
loans  for  its  own  account,   consistent   with   Accepted
Servicing Practices,  any Primary Mortgage Insurance Policies
and the best  interest of  Purchaser,  to  foreclose  upon or otherwise  comparably  convert the  ownership  of  properties securing  such  of  the  Mortgage  Loans  as  come  into  and
continue  in  default   and  as  to  which  no   satisfactory
arrangements   can  be  made  for  collection  of  delinquent
payments  pursuant to Section  4.01. . Loan shall be demanded within 90 days of default for Mortgaged  Properties for which no  satisfactory  arrangements  can be made for collection of delinquent  payments,  subject to state and  federal  law and regulation.  Foreclosure or comparable  proceedings  shall be initiated  within one  hundred  twenty  (120) days of default
for   Mortgaged   Properties   for   which  no   satisfactory
arrangements   can  be  made  for  collection  of  delinquent
payments,  subject to state and federal  law and  regulation.
In the event any payment due under any  Mortgage  Loan is not paid when the same becomes due and  payable,  or in the event
the  Mortgagor   fails  to  perform  any  other  covenant  or
obligation   under  the   Mortgage   Loan  and  such  failure
continues  beyond any  applicable  grace period,  the Company will  proceed  diligently  to collect  all  payments  due and shall take such action, including commencing foreclosure,  as it shall  reasonably  deem to be in the best interests of the
Purchaser  in a manner  consistent  with  Accepted  Servicing
Practices,  subject to state and federal law and  regulation.
The  Company  shall  use its best  efforts  to  realize  upon defaulted  Mortgage Loans in such manner as will maximize the receipt of principal  and interest by the  Purchaser,  taking into account,  among other things,  the timing of foreclosure proceedings.  The  foregoing  is  subject  to the  provisions that,  in any case in which a Mortgaged  Property  shall have suffered damage,  the Company shall not be required to expend its own funds toward the  restoration of such property unless
it  shall   determine  in  its   discretion   (i)  that  such
restoration  will increase the proceeds of liquidation of the related  Mortgage Loan to the Purchaser  after  reimbursement to itself  for such  expenses,  and (ii)  that such  expenses
will  be  recoverable  by  the  Company   through   Insurance
Proceeds or Liquidation  Proceeds from the related  Mortgaged
Property,  as  contemplated  in Section  4.05.  Company shall
obtain   prior   approval  of   Purchaser  as  to  repair  or
restoration  expenses  in  excess  of  ten  thousand  dollars
($10,000).  The Company  shall be  responsible  for all costs and  expenses  incurred  by it in  any  such  proceedings  or functions;  provided,  however,  that it shall be entitled to
reimbursement   thereof   from  the  related   property,   as
contemplated  in Section  4.05.  Notwithstanding  anything to
the  contrary   contained   herein,   in  connection  with  a
foreclosure  or acceptance of a deed in lieu of  foreclosure, in the event the  Company  has  reasonable  cause to  believe that a Mortgaged  Property is  contaminated  by  hazardous or toxic  substances or wastes,  or if the  Purchaser  otherwise requests  an  environmental  inspection  or  review  of  such
Mortgaged  Property,  such an  inspection  or review is to be
conducted  by  a  qualified   inspector  at  the  Purchaser's
expense.  Upon  completion  of the  inspection,  the  Company shall  promptly  provide the Purchaser  with a written report
of  the   environmental   inspection.   After  reviewing  the
environmental   inspection   report,   the  Purchaser   shall
determine  how the Company  shall proceed with respect to the
Mortgaged Property.

      Notwithstanding  anything  to  the  contrary  contained
herein,  the Purchaser may, at the  Purchaser's  sole option, terminate  the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater  delinquent in payment of
a  scheduled   Monthly   Payment,   without  payment  of  any
termination  fee  with  respect  thereto,  provided  that the
Company  shall on the date said  termination  takes effect be reimbursed  for any  unreimbursed  advances of the  Company's funds  made  pursuant  to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing  Fees in each case relating to the Mortgage  Loan  underlying  such  delinquent  Mortgage
Loan  notwithstanding  anything to the  contrary set forth in
Section  4.05.  In the  event  of any such  termination,  the provisions  of  Section  11.01  hereof  shall  apply  to said termination  and the transfer of  servicing  responsibilities
with  respect  to  such  delinquent   Mortgage  Loan  to  the
Purchaser or its designee.

      In the event that a  Mortgage  Loan  becomes  part of a
REMIC,  and  becomes REO  Property,  such  property  shall be disposed of by the Company,  with the consent of Purchaser as required pursuant to this Agreement,  before the close of the third  taxable year  following  the taxable year in which the
Mortgage  Loan  became an REO  Property,  unless the  Company provides  to the  trustee  under  such  REMIC an  opinion  of counsel to the effect that the  holding of such REO  Property subsequent to the close of the third  taxable year  following the  taxable  year in which the  Mortgage  Loan became an REO
Property,  will  not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the
Code, or cause the  transaction to fail to qualify as a REMIC at  any  time  that  certificates  are  outstanding.  Company shall  manage,  conserve,  protect and operate  each such REO
Property  for the  certificateholders  solely for the purpose of its  prompt  disposition  and sale in a manner  which does not cause such  property  to fail to qualify as  "foreclosure property" within the meaning of Section  860F(a)(2)(E) of the
Code, or any "net income from foreclosure  property" which is subject to taxation  under the REMIC  provisions of the Code.
Pursuant  to its efforts to sell such  property,  the Company shall either itself or through an agent  selected by Company, protect and conserve  such property in the same manner and to such an extent as is  customary  in the  locality  where such property  is located.  Additionally,  Company  shall  perform the tax  withholding  and reporting  related to Sections 1445 and 6050J of the Code.

      Section 4.04      Establishment of Custodial Accounts;
Deposits in Custodial Accounts.

      The  Company   shall   segregate  and  hold  all  funds
collected  and  received   pursuant  to  each  Mortgage  Loan
separate  and apart  from any of its own  funds  and  general
assets  and  shall   establish   and  maintain  one  or  more
Custodial  Accounts.   The  Custodial  Account  shall  be  an
Eligible Account.  Funds deposited in the Custodial  Account, which shall be  deposited  within 24 hours of receipt,  shall at all times be insured by the FDIC up to the FDIC  insurance limits, or must be invested in Permitted  Investments for the benefit of the  Purchaser.  Funds  deposited in the Custodial
Account  may be drawn on by the  Company in  accordance  with
Section  4.05.  The creation of any  Custodial  Account shall be  evidenced  by a letter  agreement  in the  form  shown in
Exhibit B  hereto.  The  original  of such  letter  agreement shall be furnished to the Purchaser on the Closing Date,  and upon the request of any subsequent Purchaser.

      The Company shall  deposit in the Custodial  Account on
a daily basis, and retain therein the following  payments and collections  received or made by it subsequent to the Cut-off
Date,  or  received  by it  prior  to the  Cut-off  Date  but allocable  to a  period  subsequent  thereto,  other  than in respect of principal  and interest on the Mortgage  Loans due on or before the Cut-off Date:

      (i)   all payments on account of  principal,  including
Principal Prepayments, on the Mortgage Loans;

      (ii)  all  payments  on  account  of  interest  on  the
Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

      (iii) all Liquidation Proceeds;

      (iv)  any  amounts  required  to be  deposited  by  the
Company  in  connection  with any REO  Property  pursuant  to
Section 4.13 and in connection  therewith,  the Company shall provide the Purchaser  with written  detail  itemizing all of such amounts;

      (v) all Insurance  Proceeds  including amounts required
to be  deposited  pursuant to Sections  4.08,  4.10 and 4.11, other  than  proceeds  to be held in the Escrow  Account  and applied  to  the  restoration  or  repair  of  the  Mortgaged
Property or  released to the  Mortgagor  in  accordance  with
Accepted Servicing Practices,  the Mortgage Loan Documents or
applicable law;

      (vi) all Condemnation  Proceeds affecting any Mortgaged
Property   which  are  not  released  to  the   Mortgagor  in
accordance  with  Accepted  Servicing  Practices,   the  loan
documents or applicable law;

      (vii) any Monthly Advances;

      (viii) with  respect to each full or partial  Principal
Prepayment,   any  Prepayment  Interest  Shortfalls,  to  the
extent of the  Company's  aggregate  Servicing  Fee  received with respect to the related Prepayment Period;

      (ix)  any  amounts  required  to be  deposited  by  the
Company  pursuant  to  Section  4.10 in  connection  with the deductible  clause in any blanket  hazard  insurance  policy, such  deposit  shall be made from the  Company's  own  funds, without reimbursement therefor; and

      (x)  any  amounts  required  to  be  deposited  in  the
Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

            The  foregoing  requirements  for  deposit in the
Custodial  Account  shall be exclusive,  it being  understood and agreed  that,  without  limiting  the  generality  of the foregoing,  payments  in the nature of late  payment  charges and  assumption  fees,  to the  extent  permitted  by Section
6.01,  need not be deposited by the Company in the  Custodial
Account.   Any  interest  paid  on  funds  deposited  in  the
Custodial Account by the depository  institution shall accrue to the  benefit  of the  Company  and the  Company  shall  be entitled  to  retain  and  withdraw  such  interest  from the
Custodial   Account   pursuant  to  Section  4.05  (iv).  The
Purchaser  shall not be responsible  for any losses  suffered with respect to investment of funds in the Custodial Account.

      Section 4.05      Permitted   Withdrawals   From  the
Custodial Account.

      The Company may,  from time to time,  withdraw from the
Custodial Account for the following purposes:

      (i)   to make  payments to the Purchaser in the amounts
and in the manner provided for in Section 5.01;

      (ii) to  reimburse  itself for  Monthly  Advances,  the
Company's   right  to  reimburse   itself  pursuant  to  this
subclause  (ii)  being  limited to  amounts  received  on the related  Mortgage Loan which represent late  collections (net of the related  Servicing Fees) of principal  and/or interest
respecting   which  any  such  advance  was  made,  it  being
understood  that,  in the  case  of such  reimbursement,  the
Company's  right  thereto shall be prior to the rights of the
Purchaser,  except  that,  where the  Company is  required to repurchase a Mortgage  Loan,  pursuant to Section  3.03,  the
Company's right to such reimbursement  shall be subsequent to
the  payment  to  the  Purchaser  of  the  Repurchase   Price
pursuant to such  Section and all other  amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

      (iii) to reimburse  itself for  unreimbursed  Servicing
Advances and any unpaid Servicing Fees(or REO  administration fees  described  in Section  4.13),  the  Company's  right to reimburse  itself  pursuant  to  this  subclause  (iii)  with respect  to  any  Mortgage  Loan  being  limited  to  related proceeds from  Liquidation  Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds  in  accordance  with  the  relevant provisions  of the  Fannie  Mae  Guides or as  otherwise  set forth in this  Agreement;  any  recovery  shall be made  upon liquidation of the REO Property;

      (iv)  to  pay  to  itself  as  part  of  its  servicing
compensation   (a)  any  interest  earned  on  funds  in  the
Custodial  Account (all such interest to be withdrawn monthly not later than each Remittance  Date),  and (b) the Servicing
Fee from  that  portion  of any  payment  or  recovery  as to interest with respect to a particular Mortgage Loan;

      (v)   to pay to itself  with  respect to each  Mortgage
Loan that has been  repurchased  pursuant to Section 3.03 all amounts  received  thereon and not distributed as of the date on which the related repurchase price is determined,

      (vi)  to transfer funds to another  Eligible Account in
accordance with Section 4.09 hereof;

      (vii) to  remove  funds  inadvertently  placed  in  the
Custodial Account by the Company; and

      (vi)  to clear  and  terminate  the  Custodial  Account
upon the termination of this Agreement.

      Section 4.06      Establishment   of  Escrow  Accounts;
Deposits in Escrow Accounts.

      The  Company   shall   segregate  and  hold  all  funds
collected  and received  pursuant to each Mortgage Loan which constitute  Escrow  Payments  separate  and apart from any of its own funds and  general  assets  and shall  establish  and maintain  one or more  Escrow  Accounts.  The Escrow  Account shall  be  an  Eligible  Account.  Funds  deposited  in  each
Escrow  Account  shall at all times be insured in a manner to provide maximum insurance under the insurance  limitations of the  FDIC,  or must be  invested  in  Permitted  Investments.
Funds  deposited in the Escrow Account may be drawn on by the
Company in  accordance  with  Section  4.07.  The creation of any Escrow  Account shall be evidenced by a letter  agreement in the form shown in Exhibit C. The  original  of such letter agreement  shall be furnished to the Purchaser on the Closing
Date, and upon request to any subsequent purchaser.

      The  Company  shall  deposit in the  Escrow  Account or
Accounts on a daily basis, and retain therein:

      (i)   all Escrow  Payments  collected on account of the
Mortgage Loans,  for the purpose of effecting  timely payment of any  such  items  as  required  under  the  terms  of this
Agreement;

      (ii)  all  Insurance  Proceeds  which are to be applied
to the restoration or repair of any Mortgaged Property; and

      (iii) all  Servicing   Advances  for  Mortgagors  whose
Escrow   Payments   are    insufficient   to   cover   escrow
disbursements.

            The  Company  shall  make  withdrawals  from  the
Escrow  Account only to effect such  payments as are required under this  Agreement,  and for such other  purposes as shall be as set  forth or in  accordance  with  Section  4.07.  The
Company  shall be  entitled  to retain any  interest  paid on funds  deposited  in the  Escrow  Account  by the  depository institution  other than interest on escrowed  funds  required by law  to be  paid  to  the  Mortgagor  and,  to the  extent required by law,  the Company  shall pay interest on escrowed funds  to  the  Mortgagor  notwithstanding  that  the  Escrow
Account  is  non-interest   bearing  or  that  interest  paid
thereon is  insufficient  for such  purposes.  The  Purchaser shall  not  be  responsible  for  any  losses  suffered  with respect to investment of funds in the Escrow Account.

      Section 4.07      Permitted  Withdrawals  From  Escrow
Account.

      Withdrawals  from  the  Escrow  Account  may be made by
Company only:

      (i)   to  effect  timely   payments  of  ground  rents,
taxes,  assessments,  water rates, Primary Mortgage Insurance
Policy  premiums,  if applicable,  fire and hazard  insurance premiums, condominium assessments and comparable items;

      (ii)  to reimburse  Company for any  Servicing  Advance
made by Company with respect to a related  Mortgage  Loan but only from  amounts  received  on the  related  Mortgage  Loan which  represent  late  payments  or  collections  of  Escrow
Payments thereunder;

      (iii) to  refund to the  Mortgagor  any funds as may be
determined to be overages;

      (iv)  for   transfer  to  the   Custodial   Account  in
accordance with the terms of this Agreement;

      (v)   for  application  to restoration or repair of the
Mortgaged Property;

      (vi)  to pay to the  Company,  or to the  Mortgagor  to
the extent  required by law, any  interest  paid on the funds deposited in the Escrow Account;

      (vii) to clear and terminate the Escrow  Account on the
termination  of this  Agreement.  As  part  of its  servicing duties,  the Company shall pay to the Mortgagors  interest on funds in Escrow  Account,  to the extent required by law, and to the  extent  that  interest  earned on funds in the Escrow
Account is  insufficient,  shall pay such  interest  from its own funds, without any reimbursement therefor; and

      (viii)  to pay  to  the  Mortgagors  or  other  parties
Insurance Proceeds deposited in accordance with Section 4.06.

      Section 4.08      Payment  of  Taxes,  Insurance  and
      Other   Charges;   Maintenance   of  Primary   Mortgage
      Insurance Policies; Collections Thereunder.

      With respect to each Mortgage  Loan,  the Company shall
maintain  accurate  records  reflecting  the status of ground rents,  taxes,  assessments,  water  rates and other  charges which are or may  become a lien upon the  Mortgaged  Property and the status of primary  mortgage  insurance  premiums  and fire and hazard  insurance  coverage and shall  obtain,  from time to time,  all bills  for the  payment  of such  charges, including  renewal  premiums and shall effect payment thereof prior to the applicable  penalty or termination date and at a time  appropriate for securing maximum  discounts  allowable, employing  for such purpose  deposits of the Mortgagor in the
Escrow   Account   which  shall  have  been   estimated   and
accumulated  by the  Company in amounts  sufficient  for such purposes,  as  allowed  under  the terms of the  Mortgage  or applicable  law.  To the extent  that the  Mortgage  does not provide  for Escrow  Payments,  the Company  shall  determine that any such  payments are made by the Mortgagor at the time
they   first   become   due.   The   Company   assumes   full
responsibility  for the timely  payment of all such bills and shall effect timely  payments of all such bills  irrespective of the  Mortgagor's  faithful  performance  in the payment of same or the  making of the  Escrow  Payments  and shall  make advances from its own funds to effect such payments.

      The  Company  will  maintain  in full  force and effect
Primary  Mortgage  Insurance  Policies  issued by a Qualified
Insurer  with  respect to each  Mortgage  Loan for which such
coverage  is  herein   required.   Such   coverage   will  be
terminated  only  with  the  approval  of  Purchaser,  or  as required by applicable  law or  regulation.  The Company will not cancel or refuse to renew any Primary Mortgage  Insurance
Policy in effect on the  Closing  Date that is required to be kept in force  under  this  Agreement  unless  a  replacement
Primary  Mortgage  Insurance  Policy  for  such  canceled  or nonrenewed  policy is  obtained  from and  maintained  with a
Qualified  Insurer.  The  Company  shall not take any  action which  would  result in  non-coverage  under  any  applicable
Primary Mortgage  Insurance Policy of any loss which, but for
the   actions  of  the  Company   would  have  been   covered
thereunder.    In   connection   with   any   assumption   or
substitution  agreement  entered  into or to be entered  into pursuant to Section 6.01, the Company shall  promptly  notify the insurer  under the  related  Primary  Mortgage  Insurance
Policy,  if  any,  of  such  assumption  or  substitution  of liability  in  accordance  with the terms of such  policy and shall take all actions  which may be required by such insurer as a condition  to the  continuation  of  coverage  under the
Primary Mortgage  Insurance  Policy. If such Primary Mortgage
Insurance   Policy  is   terminated   as  a  result  of  such
assumption or  substitution  of liability,  the Company shall obtain a replacement  Primary  Mortgage  Insurance  Policy as provided above.

      In  connection  with its  activities  as servicer,  the
Company  agrees to prepare and  present,  on behalf of itself and the  Purchaser,  claims to the insurer  under any Private
Mortgage  Insurance  Policy in a timely fashion in accordance with the  terms of such  Primary  Mortgage  Insurance  Policy and,  in this  regard,  to  take  such  action  as  shall  be necessary  to  permit  recovery  under any  Primary  Mortgage
Insurance  Policy  respecting  a  defaulted   Mortgage  Loan.
Pursuant  to  Section  4.04,  any  amounts  collected  by the
Company under any Primary Mortgage  Insurance Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal pursuant to Section 4.05.

      Section 4.09      Transfer of Accounts.

      The Company may transfer the  Custodial  Account or the
Escrow Account to a different  Eligible  Account from time to time.  Such  transfer  shall be made only upon  obtaining the prior written  consent of the  Purchaser,  which consent will not be unreasonably withheld.

      Section 4.10      Maintenance of Hazard Insurance.

      The  Company  shall  cause  to be  maintained  for each
Mortgage  Loan  fire  and  hazard   insurance  with  extended
coverage  as  is  acceptable  to  Fannie  Mae  or  FHLMC  and customary  in  the  area  where  the  Mortgaged  Property  is located in an amount  which is equal to the lesser of (i) the maximum  insurable  value of the  improvements  securing such
Mortgage  Loan or (ii)  the  greater  of (a) the  outstanding principal  balance of the  Mortgage  Loan,  and (b) an amount such  that  the  proceeds  thereof  shall  be  sufficient  to prevent the Mortgagor  and/or the  mortgagee  from becoming a co-insurer.  If  required  by the Flood  Disaster  Protection
Act of 1973, as amended,  each Mortgage Loan shall be covered by a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal  Insurance  Administration in effect with an insurance carrier  acceptable to Fannie Mae or FHLMC,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal  balance  of the
Mortgage  Loan,  (ii)  the  maximum  insurable  value  of the
improvements   securing  such  Mortgage  Loan  or  (iii)  the
maximum  amount of  insurance  which is  available  under the
Flood  Disaster  Protection  Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the Company determines in accordance  with applicable law and pursuant to the Fannie Mae Guides  that a  Mortgaged  Property is located in a special  flood  hazard  area and is not covered by flood insurance  or is  covered  in an amount  less than the amount required by the Flood  Disaster  Protection  Act of 1973,  as
amended,  the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage,  and
if  said  Mortgagor   fails  to  obtain  the  required  flood
insurance  coverage  within  forty-five  (45) days after such notification,  the Company shall  immediately force place the required  flood  insurance  on the  Mortgagor's  behalf.  The
Company shall also  maintain on each REO  Property,  fire and hazard  insurance  with extended  coverage in an amount which is at  least  equal  to the  maximum  insurable  value of the improvements  which are a part of such property,  and, to the extent  required  and  available  under  the  Flood  Disaster
Protection  Act of 1973,  as amended,  flood  insurance in an amount  as  provided  above.  Any  amounts  collected  by the
Company  under any such  policies  other  than  amounts to be
deposited   in  the  Escrow   Account   and  applied  to  the
restoration  or  repair  of  the  Mortgaged  Property  or REO
Property,  or released to the  Mortgagor in  accordance  with
Accepted  Servicing  Practices,  shall  be  deposited  in the
Custodial Account,  subject to withdrawal pursuant to Section
4.05.  It is understood  and agreed that no other  additional insurance  need be required  by the Company of the  Mortgagor
or  maintained  on  property   acquired  in  respect  of  the
Mortgage  Loan,  other than pursuant to this  Agreement,  the
Fannie Mae Guides or such  applicable  state or federal  laws and  regulations  as shall  at any  time be in  force  and as shall require such  additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss payable to the Company and its successors  and/or assigns and shall provide for at least thirty days prior  written  notice of any  cancellation,  reduction  in the  amount or  material change in coverage  to the  Company.  The  Company  shall not
interfere   with  the   Mortgagor's   freedom  of  choice  in
selecting  either his insurance  carrier or agent,  provided,
however,   that  the  Company   shall  not  accept  any  such
insurance  policies  from  insurance  companies  unless  such companies are Qualified Insurers.

      Section 4.11      Maintenance  of Mortgage  Impairment
Insurance Policy.

      In  the  event  that  the  Company   shall  obtain  and
maintain a blanket policy issued by an insurer  acceptable to
Fannie Mae or FHLMC insuring  against hazard losses on all of the Mortgage Loans,  then, to the extent such policy provides coverage in an amount equal to the amount  required  pursuant to  Section  4.10  and  otherwise  complies  with  all  other requirements  of  Section  4.10,  it  shall  conclusively  be deemed  to have  satisfied  its  obligations  as set forth in
Section  4.10,  it being  understood  and  agreed  that  such policy may  contain a  deductible  clause,  in which case the
Company  shall,  in the event that there  shall not have been maintained on the related Mortgaged  Property or REO Property a policy  complying  with Section 4.10,  and there shall have been a loss  which  would have been  covered by such  policy, deposit in the  Custodial  Account  the amount not  otherwise payable under the blanket policy  because of such  deductible clause.  In  connection  with its  activities  as servicer of the  Mortgage  Loans,  the  Company  agrees  to  prepare  and present,  on behalf of the  Purchaser,  claims under any such blanket  policy in a timely  fashion in  accordance  with the terms of such  policy.  Upon  request of the  Purchaser,  the
Company  shall  cause  to be  delivered  to the  Purchaser  a certified  true  copy of such  policy  and shall use its best efforts to obtain a  statement  from the  insurer  thereunder
that  such  policy  shall  in  no  event  be   terminated  or
materially  modified  without thirty (30) days' prior written notice to the Purchaser.

      Section 4.12      Fidelity Bond,  Errors and Omissions
Insurance.

      The  Company  shall  maintain,  at its own  expense,  a
blanket  fidelity bond and an errors and omissions  insurance policy,  with broad  coverage with  responsible  companies on all  officers,  employees  or  other  persons  acting  in any capacity  with regard to the Mortgage  Loan to handle  funds, money,  documents and papers  relating to the Mortgage  Loan.
The  Fidelity  Bond  shall  be in the  form  of the  Mortgage
Banker's  Blanket  Bond and  shall  protect  and  insure  the
Company   against   losses,    including   forgery,    theft,
embezzlement  and  fraud  of such  persons.  The  errors  and omissions  insurance  shall  protect  and insure the  Company against  losses  arising  out of  errors  and  omissions  and negligent  acts of such  persons.  Such errors and  omissions insurance  shall also protect and insure the Company  against losses  in  connection  with  the  failure  to  maintain  any insurance  policies  required  pursuant to this Agreement and the  release  or  satisfaction  of a  Mortgage  Loan  without having obtained payment in full of the  indebtedness  secured thereby.  No provision of this  Section  4.12  requiring  the
Fidelity  Bond  or  errors  and  omissions   insurance  shall
diminish  or  relieve   the  Company   from  its  duties  and
obligations  as set  forth  in this  Agreement.  The  minimum coverage  under any such bond and  insurance  policy shall be at  least  equal to the  corresponding  amounts  required  by
Fannie  Mae in the  Fannie Mae  Guides.  Upon  request by the
Purchaser,  the  Company  shall  deliver to the  Purchaser  a certificate  from  the  surety  and  the  insurer  as to  the existence  of the  Fidelity  Bond and  errors  and  omissions insurance  policy  and  shall  obtain  a  statement  from the surety and the insurer that such  Fidelity  Bond or insurance
policy  shall  in  no  event  be   terminated  or  materially
modified  without  thirty (30) days' prior written  notice to
the  Purchaser.   The  Company  shall  notify  the  Purchaser
within five (5) business  days of receipt of notice that such
Fidelity  Bond or  insurance  policy  will be,  or has  been, materially  modified or  terminated.  The  Purchaser  (or any party  having  the  status of  Purchaser  hereunder)  and any subsidiary  thereof and their  successors or assigns as their interests  may  appear  must be named as loss  payees  on the
Fidelity  Bond and as  additional  insured  on the errors and omissions  policy.  Upon request by Purchaser,  Company shall provide  Purchaser with an insurance  certificate  certifying coverage  under this Section 4.12, and will provide an update
to  such  certificate  upon  request,   or  upon  renewal  or
material modification of coverage.

      Section 4.13      Title, Management and Disposition of
REO Property.

      In the event that title to the  Mortgaged  Property  is
acquired in  foreclosure  or by deed in lieu of  foreclosure, the deed or  certificate  of sale  shall be taken in the name of  the  Purchaser  or its  designee,  or in  the  event  the
Purchaser or its designee is not  authorized  or permitted to hold  title  to real  property  in the  state  where  the REO
Property is located,  or would be  adversely  affected  under the "doing  business" or tax laws of such state by so holding title,  the deed or certificate of sale shall be taken in the name of such  Person or Persons as shall be  consistent  with an  opinion  of  counsel  obtained  by the  Company  from  an attorney  duly  licensed to  practice  law in the state where the REO  Property is located.  Any Person or Persons  holding such title  other than the  Purchaser  shall  acknowledge  in writing  that such  title is being  held as  nominee  for the benefit of the Purchaser.

      The Company  shall notify the  Purchaser in  accordance
with  the  Fannie  Mae  Guides  of  each  acquisition  of REO
Property  upon such  acquisition  (and,  in any event,  shall provide notice of the  consummation of any  foreclosure  sale within three (3) Business  Days of the date Company  receives notice  of such  consummation),  together  with a copy of the drive by appraisal or brokers  price opinion of the Mortgaged
Property  obtained in connection with such  acquisition,  and thereafter assume the  responsibility  for marketing such REO property in  accordance  with Accepted  Servicing  Practices.
Thereafter,  the Company  shall  continue to provide  certain administrative  services  to the  Purchaser  relating to such
REO Property as set forth in this Section  4.13.  The Company shall,  either  itself or  through an agent  selected  by the
Company,  and  in  accordance  with  the  Fannie  Mae  Guides manage,  conserve,  protect and operate  each REO Property in the same  manner  that it manages,  conserves,  protects  and operates other foreclosed  property for its own account,  and in  the  same  manner  that  similar  property  in  the  same locality as the REO  Property is managed.  The Company  shall cause each REO  Property to be  inspected  promptly  upon the acquisition  of  title  thereto  and  shall  cause  each  REO
Property to be inspected at least monthly  thereafter or more frequently  as  required  by the  circumstances.  The Company shall make or cause to be made a written  report of each such inspection.  Such  reports  shall be retained in the Mortgage
File and copies  thereof shall be forwarded by the Company to the Purchaser upon request.

      The  Company  shall use its best  efforts to dispose of
the REO  Property as soon as possible and shall sell such REO
Property  in any event  within one year after  title has been taken to such REO  Property,  unless the Company  determines, and  gives an  appropriate  notice to the  Purchaser  to such effect,  that a longer  period is  necessary  for the orderly liquidation  of such REO  Property.  If a longer  period than one (1) year is permitted  under the  foregoing  sentence and is  necessary  to sell any REO  Property,  the Company  shall report  monthly to the  Purchaser  as to the  progress  being made in selling such REO Property.  No REO Property  shall be marketed  for less  than the  Appraised  Value,  without  the prior  consent of  Purchaser.  No REO Property  shall be sold for less than  ninety  five  percent  (95%) of its  Appraised
Value,  without the prior consent of Purchaser.  All requests
for   reimbursement   of  Servicing   Advances  shall  be  in
accordance  with the Fannie Mae Guides.  The  disposition  of
REO  Property  shall be  carried  out by the  Company at such price,  and upon such terms and  conditions,  as the  Company deems to be in the best  interests of the Purchaser  (subject to the above  conditions) only with the prior written consent of the Purchaser.

      Notwithstanding  anything  to  the  contrary  contained
herein,  the Purchaser may, at the  Purchaser's  sole option, terminate  the Company as  servicer of any such REO  Property without payment of any termination fee with respect  thereto, provided that the Company shall on the date said  termination takes effect be reimbursed for any  unreimbursed  advances of the  Company's  funds made  pursuant to Section  5.03 and any unreimbursed  Servicing  Advances and Servicing  Fees in each case  relating  to the  Mortgage  Loan  underlying  such  REO
Property  notwithstanding  anything to the contrary set forth in Section  4.05. In the event of any such  termination,  the provisions  of  Section  11.01  hereof  shall  apply  to said termination  and the transfer of  servicing  responsibilities with  respect to such REO  Property to the  Purchaser  or its
designee.   Within   five   Business   Days   of   any   such
termination,  the Company  shall,  if  necessary  convey such property  to the  Purchaser  and shall  further  provide  the
Purchaser  with  the  following   information  regarding  the
subject REO  Property:  the  related  drive by  appraisal  or brokers  price  opinion,  and copies of any related  Mortgage
Impairment  Insurance  Policy  claims.  In  addition,  within five Business  Days,  the Company shall provide the Purchaser with the  following  information  regarding  the  subject REO
Property:  the related trustee's deed upon sale and copies of any related hazard insurance claims, or repair bids.

      Section 4.14      Notification of Maturity Date.

       With respect to each Mortgage  Loan, the Company shall
execute and deliver to the  Mortgagor  any and all  necessary notices  required  under  applicable law and the terms of the related  Mortgage  Note and Mortgage  regarding  the maturity date if required under applicable law.

                          ARTICLE V

                  PAYMENTS TO THE PURCHASER

      Section 5.01      Distributions.

      On each Remittance  Date, the Company shall  distribute
by  wire  transfer  of  immediately  available  funds  to the
Purchaser (i) all amounts  credited to the Custodial  Account as of the close of  business on the  preceding  Determination
Date,  net  of  charges  against  or  withdrawals   from  the
Custodial  Account  pursuant to Section  4.05,  plus (ii) all
Monthly  Advances,  if any, which the Company is obligated to distribute  pursuant to Section 5.03, plus, (iii) interest at
the  Mortgage   Loan   Remittance   Rate  on  any   Principal
Prepayment  from  the  date  of  such  Principal   Prepayment
through the end of the month for which  disbursement  is made provided that the Company's  obligation as to payment of such interest  shall be limited to the Servicing Fee earned during the  month  of  the  distribution,  minus  (iv)  any  amounts attributable to Monthly  Payments  collected but due on a Due
Date  or  Dates  subsequent  to the  preceding  Determination
Date,  which amounts shall be remitted on the Remittance Date next  succeeding  the Due  Period  for  such  amounts.  It is
understood   that,   by  operation  of  Section   4.04,   the
remittance  on the  first  Remittance  Date with  respect  to
Mortgage Loans  purchased  pursuant to the related Term Sheet is to include  principal  collected  after the  Cut-off  Date through  the  preceding  Determination  Date  plus  interest, adjusted  to the  Mortgage  Loan  Remittance  Rate  collected through  such  Determination  Date  exclusive  of any portion thereof  allocable to the period  prior to the Cut-off  Date, with the  adjustments  specified in clauses  (ii),  (iii) and
(iv) above.

      With  respect  to  any   remittance   received  by  the
Purchaser  after the  Remittance  Date, the Company shall pay to the  Purchaser  interest  on any such late  payment  at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage  points, but in no
event   greater   than  the  maximum   amount   permitted  by
applicable   law.  Such  interest   shall  cover  the  period
commencing  with  the day  following  the  Business  Day such payment  was due and ending  with the  Business  Day on which such payment is made to the Purchaser,  both  inclusive.  The payment  by the  Company  of any such  interest  shall not be deemed an  extension  of time for  payment or a waiver of any
Event of Default by the  Company.  On each  Remittance  Date, the Company shall provide a remittance  report  detailing all amounts being remitted pursuant to this Section 5.01.

      Section 5.02      Statements to the Purchaser.

      The Company  shall  furnish to Purchaser an  individual
loan accounting  report,  as of the last Business Day of each month,  in  the  Company's  assigned  loan  number  order  to document  Mortgage  Loan  payment  activity on an  individual
Mortgage  Loan  basis.   With  respect  to  each  month,  the
corresponding  individual  loan  accounting  report  shall be received by the  Purchaser  no later than the fifth  Business
Day of the  following  month  on  paper  or a disk or tape or other  computer-readable  format  in  such  format  as may be mutually  agreed upon by both  Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard copy, and shall contain the following:

      (i) With  respect to each Monthly  Payment,  the amount
of  such  remittance  allocable  to  principal  (including  a separate  breakdown of any  Principal  Prepayment,  including the date of such prepayment,  and any prepayment penalties or premiums,  along  with  a  detailed  report  of  interest  on principal  prepayment  amounts  remitted in  accordance  with
Section 4.04);

      (ii) with respect to each Monthly  Payment,  the amount
of such remittance allocable to interest;

      (iii) the  amount of  servicing  compensation  received
by the Company during the prior distribution period;

      (iv) the  aggregate  Stated  Principal  Balance  of the
Mortgage Loans;

      (v) the  aggregate  of any expenses  reimbursed  to the
Company  during the prior  distribution  period  pursuant  to
Section 4.05;

      (vi) The number  and  aggregate  outstanding  principal
balances of Mortgage  Loans (a) delinquent (1) 30 to 59 days,
(2) 60 to 89  days,  (3) 90 days  or  more;  (b) as to  which foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

      The Company shall also provide a trial balance,  sorted
in  Purchaser's  assigned loan number  order,  in the form of
Exhibit E hereto, with each such Report.

      The  Company   shall  prepare  and  file  any  and  all
information  statements  or  other  filings  required  to  be
delivered  to  any   governmental   taxing  authority  or  to
Purchaser  pursuant to any applicable law with respect to the
Mortgage Loans and the transactions  contemplated  hereby. In addition,  the  Company  shall  provide  Purchaser  with such information  concerning  the  Mortgage  Loans as is necessary for  Purchaser  to prepare its  federal  income tax return as
Purchaser may reasonably request from time to time.

      In  addition,  not more than  sixty (60) days after the
end of each calendar  year, the Company shall furnish to each
Person who was a Purchaser  at any time during such  calendar year an annual  statement in accordance with the requirements of applicable  federal  income tax law as to the aggregate of remittances for the applicable portion of such year.

      Section 5.03      Monthly Advances by the Company.

      Not later than the close of  business  on the  Business
Day  preceding  each  Remittance   Date,  the  Company  shall
deposit  in the  Custodial  Account  an  amount  equal to all payments not previously  advanced by the Company,  whether or not deferred  pursuant to Section  4.01,  of  principal  (due after the Cut-off  Date) and  interest  not  allocable to the period  prior to the Cut-off  Date,  adjusted to the Mortgage
Loan Remittance  Rate,  which were due on a Mortgage Loan and
delinquent   at  the  close  of   business   on  the  related
Determination Date.

      The Company's  obligation to make such Monthly Advances
as to any  Mortgage  Loan  will  continue  through  the  last
Monthly  Payment  due  prior  to the  payment  in full of the
Mortgage  Loan, or through the  Remittance  Date prior to the date on which the Mortgaged  Property  liquidates  (including
Insurance  Proceeds,  proceeds  from the sale of REO Property or  Condemnation  Proceeds) with respect to the Mortgage Loan unless the Company  deems such advance to be  nonrecoverable.
In such event,  the Company shall deliver to the Purchaser an
Officer's  Certificate  of the  Company to the effect that an officer of the Company  has  reviewed  the  related  Mortgage
File  and has  made  the  reasonable  determination  that any additional advances are nonrecoverable.

      Section 5.04      Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged  Property or
the  acquisition  thereof  by  the  Purchaser  pursuant  to a deed-in-lieu of foreclosure,  the Company shall submit to the
Purchaser  a   liquidation   report  with   respect  to  such
Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.  The Company  shall also  provide  reports on the status of REO Property  containing  such  information  as
Purchaser may reasonably require.

      Section 5.05      Prepayment Interest Shortfalls.

      Not later than the close of  business  on the  Business
Day preceding  each  Remittance  Date in the month  following the related  Prepayment  Period, the Company shall deposit in the  Custodial  Account  an  amount  equal to any  Prepayment
Interest  Shortfalls with respect to such Prepayment  Period, which  in  the  aggregate  shall  not  exceed  the  Company's aggregate  Servicing Fee received with respect to the related
Due Period.

                         ARTICLE VI

                GENERAL SERVICING PROCEDURES

      Section 6.01      Assumption Agreements.

      The Company  will,  to the extent it has  knowledge  of
any conveyance or prospective  conveyance by any Mortgagor of the Mortgaged Property (whether by absolute  conveyance or by contract of sale,  and whether or not the  Mortgagor  remains or is to remain  liable  under the  Mortgage  Note and/or the
Mortgage),  exercise its rights to accelerate the maturity of such  Mortgage  Loan  under any  "due-on-sale"  clause to the extent permitted by law; provided,  however, that the Company shall not  exercise any such rights if  prohibited  by law or the  terms  of the  Mortgage  Note  from  doing  so or if the exercise  of such rights  would  impair or threaten to impair any recovery  under the related  Primary  Mortgage  Insurance
Policy,  if any.  If the  Company  reasonably  believes it is unable under  applicable  law to enforce  such  "due-on-sale"
clause,  the  Company,  with the  approval of the  Purchaser, will enter into an  assumption  agreement  with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person becomes liable under the  Mortgage  Note and,  to the  extent  permitted  by applicable  state law, the Mortgagor  remains liable thereon.
Where an  assumption  is  allowed  pursuant  to this  Section
6.01,  the Company,  with the prior  consent of the Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a  substitution  of liability  agreement  with the person to whom the  Mortgaged  Property has been  conveyed or is  proposed to be  conveyed  pursuant to which the  original mortgagor  is  released  from  liability  and such  Person is
substituted   as  mortgagor  and  becomes  liable  under  the
related  Mortgage  Note. Any such  substitution  of liability agreement shall be in lieu of an assumption agreement.

      In connection  with any such assumption or substitution
of  liability,  the  Company  shall  follow the  underwriting practices and  procedures of the Company.  With respect to an
assumption  or  substitution   of  liability,   the  Mortgage
Interest Rate borne by the related  Mortgage Note, the amount of the  Monthly  Payment  and the  maturity  date  may not be changed  (except  pursuant  to  the  terms  of  the  Mortgage
Note).  If the  credit of the  proposed  transferee  does not meet  such  underwriting  criteria,  the  Company  diligently shall,  to  the  extent  permitted  by  the  Mortgage  or the
Mortgage Note and by applicable law,  accelerate the maturity
of  the  Mortgage   Loan.   The  Company   shall  notify  the
Purchaser  that  any  such   substitution   of  liability  or
assumption  agreement has been completed by forwarding to the
Purchaser the original of any such  substitution of liability or assumption  agreement,  which  document  shall be added to the related  Mortgage File and shall,  for all  purposes,  be considered  a part of such  Mortgage  File to the same extent as all other  documents and  instruments  constituting a part thereof.  All fees  collected  by the  Company  for  entering into an assumption  or  substitution  of liability  agreement shall belong to the Company.

      Notwithstanding   the  foregoing   paragraphs  of  this
Section  or  any  other  provision  of  this  Agreement,  the
Company  shall not be deemed to be in default,  breach or any other  violation  of its  obligations  hereunder by reason of any  assumption of a Mortgage Loan by operation of law or any assumption  which the Company may be  restricted  by law from preventing,  for any reason whatsoever.  For purposes of this
Section  6.01,  the  term  "assumption"  is  deemed  to  also include  a sale  of the  Mortgaged  Property  subject  to the
Mortgage  that  is  not   accompanied  by  an  assumption  or
substitution of liability agreement.

      Section 6.02      Satisfaction   of   Mortgages   and
Release of Mortgage Files.

      Upon the payment in full of any Mortgage  Loan,  or the
receipt by the  Company  of a  notification  that  payment in full  will  be  escrowed  in  a  manner  customary  for  such purposes,  the Company will immediately  notify the Purchaser by a  certification,  which  certification  shall  include  a statement  to the effect that all  amounts  received or to be received in  connection  with such payment which are required to be deposited in the Custodial  Account pursuant to Section
4.04  have  been  or  will be so  deposited,  of a  Servicing
Officer  and shall  request  delivery to it of the portion of the Mortgage File held by the Purchaser.  The Purchaser shall no later  than  five  Business  Days  after  receipt  of such certification  and  request,  release or cause to be released to the Company,  the related  Mortgage  Loan  Documents  and, upon  its  receipt  of  such  documents,  the  Company  shall promptly  prepare and deliver to the  Purchaser the requisite satisfaction  or  release.  No later  than five (5)  Business
Days following its receipt of such  satisfaction  or release, the Purchaser  shall  deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of record of the  applicable  mortgage  or its duly
appointed   attorney   in  fact.   No  expense   incurred  in
connection  with any  instrument of  satisfaction  or deed of reconveyance shall be chargeable to the Custodial Account.

      In the  event  the  Company  satisfies  or  releases  a
Mortgage  without  having  obtained  payment  in  full of the indebtedness  secured by the  Mortgage or should it otherwise
prejudice   any  right  the  Purchaser  may  have  under  the
mortgage  instruments,  the  Company,  upon  written  demand, shall remit  within two (2)  Business  Days to the  Purchaser
the  then  outstanding   principal  balance  of  the  related
Mortgage Loan by deposit  thereof in the  Custodial  Account.
The Company  shall  maintain the Fidelity Bond and errors and omissions  insurance insuring the Company against any loss it may sustain with respect to any Mortgage  Loan not  satisfied in accordance with the procedures set forth herein.

      From time to time and as appropriate  for the servicing
or  foreclosure  of the  Mortgage  Loan,  including  for  the purpose of collection  under any Primary  Mortgage  Insurance
Policy,  the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing  receipt signed by a
Servicing  Officer,  release the portion of the Mortgage File
held  by  the  Purchaser  to  the  Company.   Such  servicing
receipt  shall  obligate  the  Company to return the  related
Mortgage  documents to the  Purchaser  when the need therefor by the Company no longer  exists,  unless the  Mortgage  Loan has been liquidated and the Liquidation  Proceeds relating to the  Mortgage  Loan  have  been  deposited  in the  Custodial
Account  or the  Mortgage  File or  such  document  has  been delivered  to an  attorney,  or to a public  trustee or other
public   official  as  required  by  law,   for  purposes  of
initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged  Property either  judicially or  non-judicially,  and the  Company  has  delivered  to the
Purchaser a certificate of a Servicing Officer  certifying as to the name and address of the Person to which such  Mortgage
File or such  document  was  delivered  and  the  purpose  or purposes of such  delivery.  Upon receipt of a certificate of a  Servicing  Officer  stating  that such  Mortgage  Loan was liquidated,  the  servicing  receipt shall be released by the
Purchaser to the Company.

      Section 6.03      Servicing Compensation.

      As  compensation  for  its  services   hereunder,   the
Company  shall be  entitled to  withdraw  from the  Custodial
Account (to the extent of interest payments  collected on the
Mortgage   Loans)  or  to  retain  from   interest   payments
collected on the Mortgage Loans,  the amounts provided for as
the   Company's   Servicing   Fee,   subject  to  payment  of
compensating  interest on Principal  Prepayments as capped by
the   Servicing   Fee   pursuant   to  Section   5.01  (iii).
Additional  servicing  compensation in the form of assumption fees, as provided in Section 6.01,  and late payment  charges or  otherwise  shall be retained by the Company to the extent not  required to be deposited in the  Custodial  Account.  No
Servicing  Fee shall be payable in  connection  with  partial
Monthly  Payments.  The Company  shall be required to pay all expenses  incurred  by it in  connection  with its  servicing
activities   hereunder   and   shall  not  be   entitled   to
reimbursement therefor except as specifically provided for.

      Section 6.04      Annual Statement as to Compliance.

      The Company  will  deliver to the  Purchaser  not later
than  February 28th of each year,  beginning  March 15, 2006,
an  executed   Officers'   Certificate   acceptable   to  the
Purchaser stating,  as to each signatory thereof,  that (i) a review of the  activities of the Company during the preceding calendar  year and of  performance  under this  Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review, the
Company  has  fulfilled  all of its  obligations  under  this
Agreement  throughout  such  year,  or,  if there  has been a
default   in  the   fulfillment   of  any  such   obligation,
specifying  each such default  known to such officers and the
nature  and   status  of  cure   provisions   thereof.   Such
Officers'   Certificate  shall  contain  no  restrictions  or
limitations  on its use.  Copies of such  statement  shall be provided by the Company to the Purchaser upon request.

      If the Company  cannot  deliver  the related  Officers'
Certificate  by March 15th of such year,  the  Purchaser,  at its sole option,  may permit a cure period for the Company to deliver  such  Officers'  Certificate,  but in no event later than March 22nd of such year.

      Failure  of the  Company  to  timely  comply  with this
Section   6.05   shall  be  deemed   an  Event  of   Default,
automatically,  without  notice and without any cure  period, and  Purchaser  may,  in  addition  to  whatever  rights  the
Purchaser  may have under  Sections  3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and
specific   performance,   terminate   all  the   rights   and
obligations  of the Company  under this  Agreement and in and to the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for  the  same,  as  provided  in
Section  9.01.  Such  termination  shall be  considered  with cause  pursuant  to  Section  10.01 of this  Agreement.  This
paragraph   shall  supercede  any  other  provision  in  this
Agreement or any other agreement to the contrary.

      Section 6.05      Annual Independent  Certified Public
Accountants' Servicing Report.

      The  Company,  at its  expense and not later than March
15th of each year,  beginning  March 15, 2006,  shall cause a firm of independent  public  accountants which is a member of the American  Institute of Certified  Public  Accountants  to
furnish  a  statement  to  the  Purchaser  acceptable  to the
Purchaser to the effect that such firm has  examined  certain documents and records relating to the Company's  servicing of mortgage  loans  of  the  same  type  as the  Mortgage  Loans pursuant to  servicing  agreements  substantially  similar to this Agreement,  which agreements may include this Agreement, and  that,  on the  basis of such an  examination,  conducted
substantially   in  the  uniform  single  audit  program  for
mortgage  bankers,  such  firm  is of the  opinion  that  the
Company's  servicing has been  conducted in  compliance  with the  agreements  examined  pursuant  to  this  Section  6.05, except for (i) such  exceptions as such firm shall believe to be  immaterial,  and (ii) such other  exceptions  as shall be set forth in such  statement.  Such  statement  shall contain no  restrictions  or limitations  on its use.  Copies of such
statement   shall  be   provided   by  the   Company  to  the
Purchaser.  In addition,  on an annual  basis,  Company shall provide  Purchaser  with  copies  of  its  audited  financial statements.

      Failure  of the  Company  to  timely  comply  with this
Section   6.05   shall  be  deemed   an  Event  of   Default,
automatically,  without  notice and without any cure  period, and  Purchaser  may,  in  addition  to  whatever  rights  the
Purchaser  may have under  Sections  3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and
specific   performance,   terminate   all  the   rights   and
obligations  of the Company  under this  Agreement and in and to the  Mortgage  Loans  and  the  proceeds  thereof  without compensating  the  Company  for  the  same,  as  provided  in
Section  9.01.  Such  termination  shall be  considered  with cause  pursuant  to  Section  10.01 of this  Agreement.  This
paragraph   shall  supercede  any  other  provision  in  this
Agreement or any other agreement to the contrary.

      Section 6.06      Purchaser's Right to Examine Company
Records.

      The  Purchaser  shall  have the  right to  examine  and
audit upon reasonable notice to the Company,  during business hours or at such  other  times as might be  reasonable  under applicable circumstances,  any and all of the books, records, documentation  or other  information of the Company,  or held by another  for the  Company  or on its behalf or  otherwise, which  relates  to  the  performance  or  observance  by  the
Company  of  the  terms,  covenants  or  conditions  of  this
Agreement.

      The  Company  shall  provide to the  Purchaser  and any
supervisory  agents  or  examiners  representing  a state  or federal  governmental  agency  having  jurisdiction  over the
Purchaser,  including  but not limited to OTS, FDIC and other similar entities,  access to any documentation  regarding the
Mortgage  Loans in the possession of the Company which may be required by any  applicable  regulations.  Such access  shall be afforded without charge, upon reasonable  request,  during normal business hours and at the offices of the Company,  and in accordance with the federal government,  FDIC, OTS, or any other similar regulations.

                         ARTICLE VII

             REPORTS TO BE PREPARED BY SERVICER

      Section 7.01      Company Shall Provide  Information as
Reasonably Required.

      The Company shall  furnish to the Purchaser  during the
term of this  Agreement,  such  periodic,  special  or  other
reports,   information  or  documentation,   whether  or  not
provided for herein,  as shall be  necessary,  reasonable  or appropriate  in respect to the  Purchaser,  or  otherwise  in respect  to the  Mortgage  Loans and the  performance  of the
Company   under  this   Agreement,   including  any  reports,
information or  documentation  reasonably  required to comply with any  regulations  regarding  any  supervisory  agents or examiners of the  Purchaser  all such reports or  information to be as provided by and in accordance  with such  applicable instructions  and  directions as the Purchaser may reasonably request in relation to this  Agreement or the  performance of the  Company  under this  Agreement.  The  Company  agrees to execute and deliver  all such  instruments  and take all such action as the  Purchaser,  from time to time,  may reasonably request in order to  effectuate  the purpose and to carry out the terms of this Agreement.

      In connection  with marketing the Mortgage  Loans,  the
Purchaser  may  make  available  to a  prospective  purchaser audited  financial  statements  of the  Company  for the most recently  completed  two (2)  fiscal  years  for  which  such
statements   are   available,   as  well  as  a  Consolidated
Statement  of Condition at the end of the last two (2) fiscal years covered by any  Consolidated  Statement of  Operations.
If it has not  already  done so, the  Company  shall  furnish promptly to the Purchaser or a prospective  purchaser  copies of the statements specified above.

      The  Company  shall make  reasonably  available  to the
Purchaser  or  any  prospective   Purchaser  a  knowledgeable
financial or accounting  officer for the purpose of answering questions and to permit any prospective  purchaser to inspect
the  Company's  servicing   facilities  for  the  purpose  of
satisfying  such  prospective  purchaser that the Company has the  ability to service  the  Mortgage  Loans as  provided in this Agreement.

                        ARTICLE VIII

                        THE SERVICER

      Section 8.01      Indemnification; Third Party Claims.

      The Company  agrees to indemnify the Purchaser and hold
it  harmless  against any and all  claims,  losses,  damages, penalties, fines, forfeitures,  legal fees and related costs, judgments,  and any other costs,  fees and expenses  that the
Purchaser  may  sustain in any way  related to the failure of the Company to observe  and perform its duties,  obligations, covenants,  and  agreements to service the Mortgage  Loans in strict  compliance  with  the  terms of this  Agreement.  The
Company  agrees  to  indemnify  the  Purchaser  and  hold  it
harmless  against  any  and  all  claims,  losses,   damages,
penalties, fines, forfeitures,  legal fees and related costs, judgments,  and any other costs,  fees and expenses  that the
Purchaser  may  sustain in any way related to the breach of a representation  or  warranty  set forth in  Sections  3.01 or
3.02 of this  Agreement  or in any way related to the alleged breach of any  representation or warranty in Sections 3.01 or
3.02  of  this  Agreement  related  to  compliance  with  all applicable  laws.  The Company shall  immediately  notify the
Purchaser  if a  claim  is  made  by a  third  party  against
Company  with  respect  to  this  Agreement  or the  Mortgage
Loans,  assume  (with  the  consent  of  the  Purchaser)  the defense of any such claim and pay all expenses in  connection therewith,  including counsel fees, whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge and  satisfy  any  judgment  or decree  which may be  entered against it or the  Purchaser  in respect of such  claim.  The
Company shall follow any written  instructions  received from the  Purchaser in connection  with such claim.  The Purchaser
shall   promptly   reimburse  the  Company  for  all  amounts
advanced  by it  pursuant  to  the  two  preceding  sentences except  when the claim  relates to the failure of the Company to service and administer the Mortgages in strict  compliance
with   the   terms  of  this   Agreement,   the   breach   of
representation  or  warranty  set forth in  Sections  3.01 or
3.02,  or  the  gross   negligence,   bad  faith  or  willful
misconduct  of Company.  The  provisions of this Section 8.01 shall survive termination of this Agreement.

      Section 8.02      Merger  or   Consolidation  of  the
Company.

      The  Company  will keep in full  effect its  existence,
rights and franchises as a corporation  under the laws of the state of its incorporation  except as permitted  herein,  and will obtain and preserve its  qualification to do business as a foreign  corporation  in each  jurisdiction  in which  such qualification  is  or  shall  be  necessary  to  protect  the validity and enforceability of this Agreement,  or any of the
Mortgage   Loans  and  to  perform  its  duties   under  this
Agreement.

      Any  Person  into  which the  Company  may be merged or
consolidated,  or any corporation  resulting from any merger, conversion or  consolidation  to which the Company shall be a party,  or  any  Person  succeeding  to the  business  of the
Company  whether or not related to loan  servicing,  shall be
the   successor  of  the  Company   hereunder,   without  the
execution  or filing of any paper or any  further  act on the part of any of the  parties  hereto,  anything  herein to the
contrary   notwithstanding;   provided,   however,  that  the
successor or surviving  Person  shall be an  institution  (i)
having a GAAP net  worth of not less than  $25,000,000,  (ii)
the  deposits of which are  insured by the FDIC,  SAIF and/or
BIF,  and which is a  HUD-approved  mortgagee  whose  primary business  is in  origination  and  servicing  of  first  lien mortgage  loans,  and  (iii)  who is a  Fannie  Mae or  FHLMC approved seller/servicer in good standing.

      Section 8.03      Limitation   on  Liability  of  the
Company and Others.

      Neither the Company nor any of the officers,  employees
or agents of the Company  shall be under any liability to the
Purchaser  for any action  taken or for  refraining  from the
taking  of  any  action  in  good  faith   pursuant  to  this
Agreement,  or for  errors in  judgment  made in good  faith;
provided,  however, that this provision shall not protect the
Company or any such person  against any breach of  warranties or  representations  made  herein,  or failure to perform its obligations  in strict  compliance  with any standard of care set forth in this  Agreement,  or any  liability  which would otherwise  be imposed by reason of  negligence,  bad faith or
willful   misconduct,   or  any   breach  of  the  terms  and
conditions  of this  Agreement.  The Company and any officer, employee  or agent of the  Company  may rely in good faith on any  document of any kind prima facie  properly  executed and submitted by the  Purchaser  respecting  any matters  arising hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental  to its duties to service  the  Mortgage  Loans in accordance  with this  Agreement and which in its  reasonable
opinion  may  involve  it  in  any  expenses  or   liability;
provided,  however, that the Company may, with the consent of the  Purchaser,  undertake  any such action which it may deem necessary or desirable in respect to this  Agreement  and the rights and duties of the parties hereto.  In such event,  the reasonable  legal  expenses  and costs of such action and any liability  resulting  therefrom shall be expenses,  costs and liabilities  for which the Purchaser will be liable,  and the
Company shall be entitled to be reimbursed  therefor from the
Purchaser upon written demand.

      Section 8.04      Company Not to Assign or Resign.

      The Company  shall not assign this  Agreement or resign
from the  obligations  and duties hereby imposed on it except by mutual  consent of the Company and the  Purchaser  or upon the  determination  that its duties  hereunder  are no longer permissible  under applicable law and such incapacity  cannot be cured by the Company.  Any such  determination  permitting the  resignation  of the  Company  shall be  evidenced  by an
Opinion of Counsel to such effect  delivered to the Purchaser which  Opinion  of  Counsel  shall be in form  and  substance acceptable  to  the  Purchaser.  No  such  resignation  shall become  effective  until a successor  shall have  assumed the
Company's  responsibilities and obligations  hereunder in the manner provided in Section 11.01.

      Section 8.05      No Transfer of Servicing.

      With  respect  to  the  retention  of  the  Company  to
service   the   Mortgage   Loans   hereunder,   the   Company
acknowledges  that the  Purchaser  has acted in reliance upon
the  Company's   independent  status,  the  adequacy  of  its
servicing   facilities,    plan,   personnel,   records   and
procedures, its integrity,  reputation and financial standing and the  continuance  thereof.  Without  in any way  limiting the generality of this Section,  the Company shall not either assign this Agreement or the servicing  hereunder or delegate its rights or duties  hereunder  or any portion  thereof,  or sell or otherwise  dispose of all or substantially all of its property  or assets,  without the prior  written  approval of the Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion,  but if the purchaser of the
Company's  assetshas the  qualifications set forth in Section
8.02,  then  the  Purchaser  will not  unreasonably  withhold consent.

      Without  in any way  limiting  the  generality  of this
Section  8.05,  in the event that the  Company  either  shall assign  this  Agreement  or  the  servicing  responsibilities hereunder  or delegate  its duties  hereunder  or any portion thereof  without (i)  satisfying the  requirements  set forth herein or (ii) the prior  written  consent of the  Purchaser, then the  Purchaser  shall have the right to  terminate  this
Agreement,  without any payment of any penalty or damages and without any liability  whatsoever to the Company  (other than with  respect  to  accrued  but  unpaid  Servicing  Fees  and
Servicing Advances remaining unpaid) or any third party.

                         ARTICLE IX

                           DEFAULT

      Section 9.01      Events of Default.

      In case one or more of the following  Events of Default
by the Company shall occur and be continuing, that is to say:

      (i)  any  failure  by  the  Company  to  remit  to  the
Purchaser any payment  required to be made under the terms of this  Agreement  which  continues  unremedied for a period of one (1) Business Day; or

      (ii)  failure  on the  part  of  the  Company  duly  to
observe or perform in any  material  respect any other of the covenants or  agreements on the part of the Company set forth in this Agreement which continues  unremedied for a period of thirty  (30) days after the date on which  written  notice of such failure,  requiring the same to be remedied,  shall have been given to the Company by the Purchaser; or

      (iii) a  decree  or  order  of a  court  or  agency  or
supervisory    authority   having    jurisdiction   for   the
appointment  of a  conservator  or receiver or  liquidator in
any   insolvency,    bankruptcy,    readjustment   of   debt,
marshalling   of   assets   and    liabilities   or   similar
proceedings,  or for the  winding-up  or  liquidation  of its affairs,  shall have been  entered  against  the  Company and
such   decree  or  order   shall  have   remained   in  force
undischarged or unstayed for a period of sixty days; or

      (iv) the Company  shall consent to the  appointment  of
a conservator  or receiver or  liquidator in any  insolvency, bankruptcy,  readjustment of debt,  marshalling of assets and liabilities  or similar  proceedings  of or  relating  to the
Company or of or relating to all or substantially  all of its property; or

      (v) the Company  shall  admit in writing its  inability
to pay  its  debts  generally  as  they  become  due,  file a petition to take  advantage of any  applicable  insolvency or reorganization  statute,  make an assignment  for the benefit of its  creditors,  or  voluntarily  suspend  payment  of its obligations; or

      (vi)  Company  ceases to be approved  by either  Fannie
Mae or FHLMC as a mortgage  loan seller or servicer  for more than thirty days; or

      (vii)  the  Company  attempts  to  assign  its right to
servicing  compensation  hereunder  or the Company  attempts, without the consent of the  Purchaser,  to sell or  otherwise dispose  of all or  substantially  all  of  its  property  or
assets  or  to  assign  this   Agreement  or  the   servicing
responsibilities   hereunder   or  to  delegate   its  duties
hereunder or any portion thereof; or

      (viii)  the  Company  ceases  to  be  (a)  licensed  to
service  first  lien   residential   mortgage  loans  in  any
jurisdiction  in which a  Mortgaged  Property  is located and such  licensing  is required,  and (b)  qualified to transact business  in  any  jurisdiction  where  it  is  currently  so qualified,  but  only to the  extent  such  non-qualification materially  and adversely  affects the  Company's  ability to perform its obligations hereunder; or

      (ix)  the  Company   fails  to  meet  the   eligibility
criteria set forth in the last sentence of Section 8.02.

      Then,  and in each and every such  case,  so long as an
Event  of  Default   shall  not  have  been   remedied,   the
Purchaser,  by notice in  writing to the  Company  (except in the case of an Event of Default under clauses (iii),  (iv) or
(v) above, in which case,  automatically  and without notice)
Company  may, in addition  to whatever  rights the  Purchaser may have  under  Sections  3.03 and 8.01 and at law or equity or to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and obligations of the
Company  under  this  Agreement  and in  and to the  Mortgage
Loans  and the  proceeds  thereof  without  compensating  the
Company  for  the  same.  On or  after  the  receipt  by  the
Company of such  written  notice (or, in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without notice),  all authority and power of the  Company  under  this  Agreement,  whether  with respect to the  Mortgage  Loans or  otherwise,  shall pass to and be vested in the successor  appointed pursuant to Section
11.01.  Upon written request from the Purchaser,  the Company shall  prepare,  execute and deliver,  any and all  documents and other instruments,  place in such successor's  possession all Mortgage  Files,  and do or accomplish  all other acts or things  necessary  or  appropriate  to effect the purposes of such notice of termination,  whether to complete the transfer and  endorsement  or  assignment  of the  Mortgage  Loans and related  documents,  or  otherwise,  at  the  Company's  sole expense.  The Company  agrees to cooperate with the Purchaser and  such  successor  in  effecting  the  termination  of the
Company's  responsibilities and rights hereunder,  including, without  limitation,  the  transfer  to  such  successor  for administration  by it of all cash amounts  which shall at the time be credited by the Company to the  Custodial  Account or
Escrow  Account or  thereafter  received  with respect to the
Mortgage Loans or any REO Property.

      Section 9.02      Waiver of Defaults.

      The  Purchaser  may waive  only by  written  notice any
default by the Company in the  performance of its obligations hereunder  and its  consequences.  Upon any such  waiver of a past  default,  such  default  shall cease to exist,  and any
Event of Default  arising  therefrom  shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair  any right  consequent  thereon  except to the  extent expressly so waived in writing.

                          ARTICLE X

                         TERMINATION

      Section 10.01     Termination.

      The respective  obligations and responsibilities of the
Company  shall  terminate  upon:  (i) the  later of the final payment or other  liquidation  (or any advance  with  respect thereto) of the last  Mortgage  Loan and the  disposition  of all  remaining  REO Property and the  remittance of all funds due  hereunder;  or (ii) by mutual consent of the Company and the  Purchaser in writing;  or (iii)  termination  with cause under  the  terms  of  this  Agreement.  Termination  of  the
Agreement   pursuant  to  Section   10.01  (iii)  shall  void
Purchaser's  obligation to purchase  Mortgage Loans for which
Purchaser has issued a Confirmation,  commitment confirmation or a substantially  similar  commitment to purchase  Mortgage
Loans.

      Section 10.02     Termination Without Cause.

      The  Purchaser  may, at its sole option,  terminate any
rights the Company may have  hereunder,  without cause,  upon no less  than 90 days  written  notice.  Any such  notice  of termination  shall be in writing and delivered to the Company as  provided  in  Section  11.05  of this  Agreement.  In the event  that  the  Company  is  terminated  pursuant  to  this
Section 10.02 without cause, the Purchaser shall solicit,  by
public   announcement,    bids   from   three   organizations
reasonably  acceptable  to the  Purchaser for the purchase of the  servicing  functions.  Following  receipt  of such bids, the  Purchaser  shall  either  (a)  negotiate  and effect the transfer,  sale and  assignment of the Agreement to the party submitting  the  highest  satisfactory  bid,  which  purchase price  shall  be paid to the  Company  upon  transfer  of the servicing rights and obligations  under this Agreement to the
Company's successor,  or (b) pay to the Company a termination fee equal to the amount of the party  submitting  the highest satisfactory  bid.  Notwithstanding  anything  herein  to the contrary,  the Purchaser  shall deduct all costs and expenses of any public  announcement  and any other expenses  relating to the sale,  transfer and  assignment of this Agreement from the sum payable to Company pursuant to the previous sentence.

      Section 10.03     Survival.

      Termination  of this  Agreement  under Section 10.01 or
Section   10.02  shall  not  affect  any  of  the   Company's
obligations   regarding   repurchase,    indemnification   or
otherwise,  all of which shall survive such  termination  and remain in full force and effect.

                         ARTICLE XI

                  MISCELLANEOUS PROVISIONS

      Section 11.01     Successor to the Company.

      Prior to termination of Company's  responsibilities and
duties under this Agreement  pursuant to Sections 4.13, 8.04,
9.01,  10.01 (ii) or (iii),  the Purchaser  shall (i) succeed to and assume all of the Company's responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section
8.02 hereof and which shall  succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the
Company  under this  Agreement  prior to the  termination  of
Company's  responsibilities,  duties  and  liabilities  under this  Agreement.  In  connection  with such  appointment  and assumption,  the Purchaser may make such arrangements for the compensation  of such  successor  out of payments on Mortgage
Loans as the Purchaser  and such  successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and
liabilities   under  this  Agreement   should  be  terminated
pursuant to the  aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from  the  date it  acquires  knowledge  of such  termination until the  effective  date  thereof  with the same  degree of diligence  and  prudence  which it is  obligated  to exercise under this  Agreement,  and shall  take no action  whatsoever that  might  impair or  prejudice  the  rights  or  financial condition of its  successor.  The  resignation  or removal of
Company  pursuant to the  aforementioned  Sections  shall not
become   effective  until  a  successor  shall  be  appointed
pursuant to this  Section  and shall in no event  relieve the
Company of the  representations  and warranties made pursuant to Sections  3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder and under Section 8.01, it being understood  and agreed that the  provisions  of such Sections
3.01,  3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding  any such  resignation  or termination of the
Company, or the termination of this Agreement.

      Any  successor   appointed  as  provided  herein  shall
execute,  acknowledge  and  deliver to the Company and to the
Purchaser   an   instrument   accepting   such   appointment,
whereupon such  successor  shall become fully vested with all the rights,  powers,  duties,  responsibilities,  obligations and  liabilities  of the  Company,  with  like  effect  as if
originally   named  as  a  party  to  this   Agreement.   Any
termination  or  resignation of the Company or this Agreement pursuant  to  Section  4.13,  8.04,  9.01 or 10.01  shall not affect any claims  that the  Purchaser  may have  against the
Company arising prior to any such termination or resignation.

      The Company  shall  promptly  deliver to the  successor
the funds in the  Custodial  Account  and the Escrow  Account and the Mortgage  Files and related  documents and statements held by it hereunder  and the Company  shall  account for all
funds.   The  Company   shall   execute   and  deliver   such
instruments  and do such other  things all as may  reasonably be required to more fully and definitely  vest and confirm in
the    successor   all   such   rights,    powers,    duties,
responsibilities,   obligations   and   liabilities   of  the
Company.  The  successor  shall make  arrangements  as it may deem  appropriate  to reimburse  the Company for  unrecovered
Servicing  Advances which the successor retains hereunder and which  would  otherwise  have been  recovered  by the Company pursuant to this  Agreement  but for the  appointment  of the successor servicer.

      Upon a successor's  acceptance of  appointment as such,
the  Company  shall  notify  by mail  the  Purchaser  of such appointment.

      Section 11.02     Amendment.

      This  Agreement may be amended from time to time by the
Company and the Purchaser by written  agreement signed by the
Company and the Purchaser.

      Section 11.03     Recordation of Agreement.

      To  the  extent   permitted  by  applicable  law,  this
Agreement  is  subject  to  recordation  in  all  appropriate public offices for real property  records in all the counties or  other  comparable  jurisdictions  in  which  any  of  the properties subject to the Mortgages are situated,  and in any other appropriate public recording office or elsewhere,  such recordation  to be effected  by the Company at the  Company's expense  on  direction  of the  Purchaser  accompanied  by an opinion  of  counsel  to the  effect  that  such  recordation materially  and  beneficially  affects  the  interest  of the
Purchaser  or  is  necessary   for  the   administration   or
servicing of the Mortgage Loans.

      Section 11.04     Governing Law.

      This  Agreement  and the  related  Term Sheet  shall be
governed by and construed in accordance  with the laws of the
State of New York except to the extent  preempted  by Federal law.  The  obligations,  rights and  remedies  of the parties hereunder shall be determined in accordance with such laws.

      Section 11.05     Notices.

      Any demands,  notices or other communications permitted
or  required  hereunder  shall  be in  writing  and  shall be
deemed   conclusively   to  have  been  given  if  personally
delivered at or mailed by registered  mail,  postage prepaid, and  return  receipt  requested  or  certified  mail,  return receipt  requested,  or  transmitted  by telex,  telegraph or telecopier  and  confirmed by a similar  mailed  writing,  as follows:

      (i)   if to the Company:

            Michael T. Stilb / Senior Vice President
            2929 Walden Avenue
            Depew, New York 14043

      (ii)  if to the Purchaser:

            EMC Mortgage Corporation
            Mac Arthur Ridge II,
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ralene Ruyle
            Telecopier No.:  (972) 444-2810

            With a copy to:

            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention:  Mary Haggerty
            Telecopier No.: (212) 272-5591

or such other  address as may  hereafter  be furnished to the other  party by like  notice.  Any  such  demand,  notice  or
communication   hereunder   shall  be  deemed  to  have  been
received  on  the  date  delivered  to  or  received  at  the premises  of the  addressee  (as  evidenced,  in the  case of registered  or  certified  mail,  by the  date  noted  on the return receipt).

      Section 11.06     Severability of Provisions.

      Any part,  provision,  representation  or  warranty  of
this   Agreement   and  the  related   Term  Sheet  which  is
prohibited  or  which  is held  to be  void or  unenforceable shall be  ineffective  to the extent of such  prohibition  or
unenforceability    without    invalidating   the   remaining
provisions  hereof.  Any part,  provision,  representation or
warranty   of  this   Agreement   which  is   prohibited   or
unenforceable  or is held to be void or  unenforceable in any jurisdiction  shall be ineffective,  as to such jurisdiction,
to  the  extent  of  such  prohibition  or   unenforceability
without  invalidating the remaining  provisions  hereof,  and any such prohibition or  unenforceability in any jurisdiction as to any  Mortgage  Loan  shall  not  invalidate  or  render unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by applicable  law, the parties  hereto waive any provision of law that  prohibits or renders void or unenforceable  any  provision  hereof.  If the  invalidity of any  part,  provision,  representation  or  warranty  of this
Agreement  shall  deprive any party of the  economic  benefit intended  to be  conferred  by this  Agreement,  the  parties shall  negotiate,  in good faith,  to develop a structure the economic  effect of which is nearly as  possible  the same as the economic effect of this Agreement  without regard to such invalidity.

      Section 11.07     Exhibits.

      The exhibits to this Agreement are hereby  incorporated
and  made a part  hereof  and  are an  integral  part of this
Agreement.

      Section 11.08     General Interpretive Principles.

      For  purposes of this  Agreement,  except as  otherwise
expressly provided or unless the context otherwise requires:

      (i)         the terms  defined in this  Agreement  have
the meanings  assigned to them in this  Agreement and include the  plural  as  well  as the  singular,  and  the use of any gender herein shall be deemed to include the other gender;

      (ii)        accounting  terms  not  otherwise   defined
herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

      (iii)       references     herein    to     "Articles",
"Sections",    Subsections",    "Paragraphs",    and    other
subdivisions   without   reference   to  a  document  are  to
designated Articles,  Sections,  Subsections,  Paragraphs and
other subdivisions of this Agreement;

      (iv)        a  reference   to  a   Subsection   without
further  reference  to a  Section  is  a  reference  to  such
Subsection  as  contained  in the same  Section  in which the
reference  appears,   and  this  rule  shall  also  apply  to
Paragraphs and other subdivisions;

      (v)         the words "herein",  "hereof ", "hereunder"
and other words of similar  import refer to this Agreement as a whole and not to any particular provision;

      (vi)        the term  "include"  or  "including"  shall
mean without limitation by reason of enumeration; and

      (viii)      headings of the  Articles  and  Sections in
this Agreement are for reference  purposes only and shall not be deemed to have any substantive effect.

      Section 11.09     Reproduction of Documents.

      This  Agreement  and all  documents  relating  thereto,
including,  without  limitation,  (i)  consents,  waivers and
modifications   which  may   hereafter  be   executed,   (ii)
documents  received  by any party at the  closing,  and (iii)
financial  statements,  certificates  and  other  information previously or hereafter  furnished,  may be reproduced by any photographic,  photostatic,  microfilm, micro-card, miniature photographic  or other  similar  process.  The parties  agree that any such  reproduction  shall be  admissible in evidence as the  original  itself in any  judicial  or  administrative proceeding,  whether or not the original is in existence  and whether or not such  reproduction  was made by a party in the
regular  course  of  business,   and  that  any  enlargement,
facsimile or further  reproduction of such reproduction shall likewise be admissible in evidence.

      Section 11.10     Confidentiality of Information.

      Each party  recognizes  that, in  connection  with this
Agreement,  it may  become  privy to  non-public  information regarding the financial  condition,  operations and prospects
of  the  other   party.   Each  party   agrees  to  keep  all
non-public  information  regarding  the other party  strictly confidential,  and to use  all  such  information  solely  in order to effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information to its employees,  agents  and  affiliates  who  have a need to know such  information  in order to  effectuate  the  transaction, provided  further  that such  information  is  identified  as
confidential    non-public    information.    In    addition,
confidential  information  may be  provided  to a  regulatory authority with  supervisory  power over  Purchaser,  provided such  information  is identified as  confidential  non-public information.

      The Company  agrees that the Company (i) shall  comply
with any  applicable  laws  and  regulations  regarding  the privacy and security of Consumer Information including,  but not limited to the Gramm-Leach-Bliley  Act, Title V, Subtitle
A, 15 U.S.C.  § 6801 et seq.,  (ii)  shall not use  Consumer
Information in any manner  inconsistent  with any applicable laws and  regulations  regarding the privacy and security of
Consumer  Information,  (iii)  shall not  disclose  Consumer
Information to third parties except at the specific  written direction of the  Purchaser,  (iv) shall  maintain  adequate physical, technical and administrative safeguards to protect
Consumer Information from unauthorized access as provided by
the  applicable  laws  and   regulations,   and  (v)  shall
immediately  notify the Purchaser of any actual or suspected breach of the  confidentiality of Consumer  Information that would have a material and adverse effect on the Purchaser.

      The Company agrees that the Company shall  indemnify,
defend and hold the Purchaser  harmless from and against any loss,  claim or liability the Purchaser may suffer by reason of the  Company's  failure to perform  the  obligations  set forth in this Section 11.10.

      Section 11.11     Recordation   of   Assignments   of
Mortgage.

      To the extent  permitted by applicable law, each of the
Assignments  is subject  to  recordation  in all  appropriate public offices for real property  records in all the counties or other comparable  jurisdictions in which any or all of the
Mortgaged   Properties   are  situated,   and  in  any  other
appropriate  public  recording  office  or  elsewhere,   such
recordation  to be effected by and at the  Company's  expense
in  the  event   recordation   is  either   necessary   under
applicable  law or  requested  by the  Purchaser  at its sole option.

      Section 11.12     Assignment.

      The Purchaser  shall have the right,  without the
      consent of the  Company,  to assign,  in whole or
      in part,  its interest  under this Agreement with
      respect  to  some or all of the  Mortgage  Loans,
      and  designate  any person to exercise any rights
      of  the  Purchaser  hereunder,  by  executing  an
      Assignment     and      Assumption      Agreement
      substantially  in the  form of  Exhibit  D hereto
      and the assignee or designee  shall accede to the
      rights   and   obligations   hereunder   of   the
      Purchaser  with respect to such  Mortgage  Loans.
      In  no  event  shall  Purchaser  sell  a  partial
      interest  in  any   Mortgage   Loan  without  the
      written  consent of Company,  which consent shall
      not be  unreasonably  denied.  All  references to
      the Purchaser in this  Agreement  shall be deemed
      to  include  its   assignee  or   designee.   The
      Company  shall  have  the  right,  only  with the
      consent  of  the   Purchaser   or   otherwise  in
      accordance  with this  Agreement,  to assign,  in
      whole  or  in  part,   its  interest  under  this
      Agreement  with  respect  to  some  or all of the
      Mortgage Loans.

      Section 11.13     No Partnership.

      Nothing herein  contained  shall be deemed or construed
to  create a  co-partnership  or joint  venture  between  the parties  hereto  and the  services  of the  Company  shall be rendered as an  independent  contractor  and not as agent for
Purchaser.

      Section 11.14     Signature    Pages/Counterparts;
Successors and Assigns.

      This Agreement  and/or any Term Sheet shall be executed
by each party (i) in one or more fully executed copies,  each
of  which  shall   constitute  a  fully   executed   original
Agreement,  and/or  (ii) in  counterparts  having one or more original  signatures,  and all such  counterparts  containing the original  signatures  of all of the parties  hereto taken
together   shall   constitute  a  fully   executed   original
Agreement  or Term  Sheet,  as  applicable,  and/or  (iii) by delivery of one or more original  signed  signature  pages to the other parties  hereto (x) by mail or courier,  and/or (y)
by electronic  transmission,  including without limitation by
telecopier,   facsimile   or   email  of  a   scanned   image
("Electronic Transmission"),  each of which as received shall constitute  for all purposes an executed  original  signature page of such  party.  The  Purchaser  may  deliver  a copy of this  Agreement  and/or any Term  Sheet,  fully  executed  as provided  herein,  to each other party  hereto by mail and/or courier and/or Electronic  Transmission,  and such copy as so
delivered   shall   constitute  a  fully  executed   original
Agreement  or Term  Sheet,  as  applicable,  superseding  any prior form of the  Agreement  or Term Sheet,  as  applicable, that differs  therefrom in any respect.  This Agreement shall inure to the  benefit of and be binding  upon the Company and the Purchaser and their respective successor and assigns.

      Section 11.15     Entire Agreement.

      The  Company   acknowledges  that  no  representations,
agreements  or  promises  were  made  to the  Company  by the
Purchaser   or  any  of  its   employees   other  than  those
representations,    agreements   or   promises   specifically
contained  herein and in the  Confirmation.  The Confirmation and this  Agreement and the related Term Sheet sets forth the entire  understanding  between the parties hereto;  provided, however,  only this  Agreement  and the  related  Term  Sheet shall be binding  upon all  successors  of both  parties.  In the event of any  inconsistency  between the Confirmation and this  Agreement,  this  Agreement  and the related Term Sheet shall control.

      Section 11.16.  No Solicitation.

      From and after the Closing  Date,  the  Company  agrees
that it will not take  any  action  or  permit  or cause  any action  to be taken by any of its  agents or  affiliates,  to personally,  by  telephone  or mail,  solicit the borrower or obligor  under any Mortgage  Loan to  refinance  the Mortgage
Loan, in whole or in part,  without the prior written consent of  the  Purchaser.  Notwithstanding  the  foregoing,  it  is understood and agreed that (i)  promotions  undertaken by the
Company or any  affiliate  of the Company  which are directed
to  the  general  public  at  large,  or  segments   thereof,
provided  that no  segment  shall  consist  primarily  of the
Mortgage Loans, including,  without limitation,  mass mailing based on  commercially  acquired  mailing  lists,  newspaper, radio and  television  advertisements  and (ii)  responses to unsolicited  requests or inquiries  made by a Mortgagor or an agent  of a  Mortgagor,  shall  not  constitute  solicitation under this Section  11.16.  This  Section  11.16 shall not be deemed to preclude the Company or any of its affiliates  from soliciting any Mortgagor for any other financial  products or services.  The Company  shall use its best efforts to prevent the sale of the name of any  Mortgagor  to any  Person who is not affiliate of the Company.

      Section 11.17.  Closing.

      The closing for the  purchase  and sale of the Mortgage
Loans  shall  take place on the  related  Closing  Date.  The closing shall be either:  by  telephone,  confirmed by letter or wire as the parties  shall agree,  or conducted in person, at such place as the parties shall agree.

      The closing for the  Mortgage  Loans to be purchased on
the  related  Closing  Date  shall be  subject to each of the following conditions:

      (a)   at  least  one  (1)  Business  Day  prior  to the
related  Closing  Date,  the  Company  shall  deliver  to the
Purchaser  a  magnetic  diskette,  or  transmit  by modem,  a listing on a loan-level  basis of the  information  contained in  the  related  Mortgage  Loan  Schedule  attached  to  the related Term Sheet;

      (b)   all of the  representations and warranties of the
Company under this  Agreement  shall be  materially  true and correct as of the  related  Closing  Date and no event  shall have  occurred  which,  with  notice or the  passage of time, would constitute a material default under this Agreement;

      (c)   the  Purchaser   shall  have  received,   or  the
Purchaser's  attorneys  shall have  received  in escrow,  all documents  required  pursuant to this Agreement,  the related
Term  Sheet,   an  opinion  of  counsel   and  an   officer's
certificate,  all in  such  forms  as  are  agreed  upon  and
acceptable   to  the   Purchaser,   duly   executed   by  all
signatories  other than the Purchaser as required pursuant to the terms hereof;

      (d)   the Company shall have  delivered and released to
the  Purchaser  (or its  designee) on or prior to the related
Closing Date all documents  required pursuant to the terms of this Agreement and the related Term Sheet; and

      (e)   all   other   terms   and   conditions   of  this
Agreement,  the related Term Sheet and the Confirmation shall have been materially complied with.

      Subject  to the  foregoing  conditions,  the  Purchaser
shall pay to the  Company  on the  related  Closing  Date the
Purchase  Price,  plus accrued  interest  pursuant to Section
2.02  of this  Agreement,  by wire  transfer  of  immediately available funds to the account designated by the Company.

      Section 11.18.    Cooperation   of  Company   with  a
Reconstitution.

      The Company and the  Purchaser  agree that with respect
to  some  or all of  the  Mortgage  Loans,  on or  after  the
related   Closing   Date,  on  one  or  more  dates  (each  a
"Reconstitution  Date") at the Purchaser's  sole option,  the
Purchaser  may effect a sale (each,  a  "Reconstitution")  of some  or all of the  Mortgage  Loans  then  subject  to  this
Agreement, without recourse, to:

      (a)    one or more  third  party  purchasers  in one or
more  in  whole  loan   transfers   (each,   a  "Whole   Loan
Transfer"); or

      (b)   one  or  more  trusts  or  other  entities  to be
formed as part of one or more  pass-through  transfers (each, a "Pass-Through Transfer").

      The Company  agrees to execute in  connection  with any
agreements  among  the  Purchaser,   the  Company,   and  any
servicer  in  connection  with  a  Whole  Loan  Transfer,  an
Assignment,     Assumption    and    Recognition    Agreement
substantially  in the  form  of  Exhibit  D  hereto,  or,  at
Purchaser's  request,  a seller's  warranties  and  servicing agreement  or a  participation  and  servicing  agreement  or
similar   agreement   in  form   and   substance   reasonably
acceptable  to  the  parties,   and  in  connection   with  a
Pass-Through  Transfer,  a pooling and servicing agreement in form and  substance  reasonably  acceptable  to the  parties,
(collectively   the   agreements   referred   to  herein  are
designated,   the   "Reconstitution   Agreements").   It   is
understood that any such  Reconstitution  Agreements will not contain any greater  obligations  on the part of Company than are  contained in this  Agreement.  Notwithstanding  anything to the contrary in this  Section  11.18,  the Company  agrees that it is required to perform the  obligations  described in
Exhibit K hereto.

      With  respect  to each  Whole  Loan  Transfer  and each
Pass-Through  Transfer  entered  into by the  Purchaser,  the
Company agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with  respect to all  reasonable requests  and  due  diligence  procedures;  (2)  to  execute, deliver and perform all  Reconstitution  Agreements  required by the  Purchaser;  (3) to restate  the  representations  and warranties  set forth in this  Agreement as of the settlement or  closing  date  in  connection  with  such  Reconstitution
(each, a  "Reconstitution  Date").  In that  connection,  the
Company  shall  provide to such  servicer  or issuer,  as the
case   may  be,   and   any   other   participants   in  such
Reconstitution:   (i)  any  and  all  information  (including
servicing    portfolio     information)    and    appropriate
verification of information  (including  servicing  portfolio
information)  which  may  be  reasonably   available  to  the
Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other participant
shall  request  upon   reasonable   demand;   and  (ii)  such
additional representations,  warranties,  covenants, opinions of  counsel,  letters  from  auditors,  and  certificates  of
public   officials   or   officers  of  the  Company  as  are
reasonably  agreed upon by the Company and the  Purchaser  or
any  such  other   participant.   In  connection   with  each
Pass-Through   Transfer,   the  Company   agrees  to  provide
reasonable  and  customary  indemnification  to the Purchaser and its  affilates for  disclosure  contained in any offering document  relating  to  the  Company  or its  affilates,  the
Mortgage  Loans  and  the   underwriting   standards  of  the
Mortgage  Loans.  The Purchaser  shall be responsible for the costs relating to the delivery of such information.

      All Mortgage Loans not sold or transferred  pursuant to
a  Reconstitution  shall  remain  subject to, and serviced in accordance  with the terms of, this Agreement and the related
Term Sheet,  and with respect  thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      IN WITNESS WHEREOF,  the Company and the Purchaser have
caused  their names to be signed  hereto by their  respective officers  thereunto  duly  authorized  as of the day and year first above written.

                                   EMC MORTGAGE CORPORATION
                                           Purchaser

By:________________________
                                    Name:
                                    Title:

                                   HSBC MORTGAGE CORPORATION
                                   (USA)
                                            Company

                                    By:
_______________________
                                    Name:
                                    Title:

                          EXHIBIT A
                  CONTENTS OF MORTGAGE FILE

      With respect to each Mortgage  Loan,  the Mortgage File
shall  include each of the  following  items,  which shall be available for  inspection by the  Purchaser,  and which shall
be  retained  by  the  Company  in  the  Servicing   File  or
delivered  to the  Purchaser  or  its  designee  pursuant  to
Sections  2.04  and  2.05  of the  Purchase,  Warranties  and
Servicing Agreement.

      1. The  original  Mortgage  Note  endorsed  "Pay to the
order                                                      of
____________________________________________________,
without  recourse," and signed via original  signature in the name  of the  Company  by an  authorized  officer,  with  all intervening  endorsements  showing a complete  chain of title from  the  originator  to  the  Company,  together  with  any applicable  riders.  In no  event  may  an  endorsement  be a facsimile  endorsement.  If the Mortgage Loan was acquired by
the  Company  in  a  merger,   the  endorsement  must  be  by
"[Company],   successor   by   merger   to   the   [name   of
predecessor]".   If  the   Mortgage   Loan  was  acquired  or
originated by the Company while doing  business under another name, the  endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

      2.    Except as  provided  below and for each  Mortgage
Loan that is not a MERS Mortgage Loan, the original  Mortgage
(together  with a standard  adjustable  rate mortgage  rider)
with  evidence  of  recording  thereon,  or  a  copy  thereof certified  by the  public  recording  office  in  which  such mortgage has been  recorded or, if the original  Mortgage has not  been  returned  from  the  applicable  public  recording office,  a true  certified  copy,  certified  by the Company.
With  respect  to  each  MERS  Mortgage  Loan,  the  original
Mortgage,  noting  the  presence  of the MIN of the  Mortgage
Loans and either  language  indicating that the Mortgage Loan is a MOM Loan or if the  Mortgage  Loan was not a MOM Loan at
origination,   the  original   Mortgage  and  the  assignment
thereof  to  MERS,  with  evidence  of  recording   indicated
thereon,  or a copy of the  Mortgage  certified by the public recording office in which such Mortgage has been recorded.

      3.  The  original  or  certified  copy,   certified  by
the Company,  of the Primary Mortgage  Insurance  Policy,  if
required.

      4.    In the case of each  Mortgage  Loan that is not a
MERS  Mortgage  Loan,  the  original  Assignment,   from  the
Company  to   _____________________________________,   or  in
accordance with  Purchaser's  instructions,  which assignment shall, but for any blanks requested by Purchaser,  be in form and  substance  acceptable  for  recording.  If the  Mortgage
Loan was acquired or  originated  by the Company  while doing business  under  another  name,  the  Assignment  must  be by
"[Company]   formerly  known  as  [previous  name]".  If  the
Mortgage  Loan was  acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor  by merger to the  [name  of  predecessor]".  None of the  Assignments  are blanket assignments of mortgage.

      5.    The   original   policy   of   title   insurance,
including riders and endorsements  thereto,  or if the policy has not yet been  issued,  a written  commitment  or  interim binder or  preliminary  report  of title  issued by the title insurance or escrow company.

      6.    In the case of each  Mortgage  Loan that is not a
MERS  Mortgage  Loan,  originals of all recorded  intervening
Assignments,  or  copies  thereof,  certified  by the  public
recording   office  in  which  such   Assignments  have  been
recorded   showing  a  complete   chain  of  title  from  the
originator  to  the  Company,   with  evidence  of  recording
thereon,  or a copy thereof certified by the public recording office in which such  Assignment has been recorded or, if the
original   Assignment   has  not  been   returned   from  the
applicable  public  recording  office, a true certified copy, certified by the Company.

      7.    Originals,  or copies  thereof  certified  by the
public  recording  office in which such  documents  have been
recorded,  of  each  assumption,   extension,   modification,
written assurance or substitution agreements,  if applicable, or if the  original of such  document  has not been  returned
from  the  applicable   public   recording   office,  a  true
certified copy, certified by the Company.

      8.    If the  Mortgage  Note or  Mortgage  or any other
material  document or  instrument  relating  to the  Mortgage
Loan has been signed by a person on behalf of the  Mortgagor,
the   original   or  copy  of  power  of  attorney  or  other
instrument  that authorized and empowered such person to sign bearing  evidence that such instrument has been recorded,  if
so  required  in  the  appropriate   jurisdiction  where  the
Mortgaged  Property is located,  or a copy thereof  certified by the public  recording  office in which such instrument has been  recorded  or, if the original  instrument  has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

      9.    reserved.

      10.   Mortgage Loan closing  statement (Form HUD-1) and
any  other   truth-in-lending   or  real  estate   settlement
procedure forms required by law.

      11.   Residential loan application.

      12.   Uniform   underwriter  and  transmittal   summary
(Fannie Mae Form 1008) or reasonable equivalent.

      13.   Credit report on the mortgagor.

      14.   Business credit report, if applicable.

      15.   Residential   appraisal  report  and  attachments
thereto.

      16.   The  original  of  any   guarantee   executed  in
connection with the Mortgage Note.

      17.   Verification  of employment and income except for
Mortgage  Loans  originated  under  a  limited  documentation
program,  all  in  accordance  with  Company's   underwriting
guidelines.

      18.   Verification  of  acceptable  evidence  of source
and amount of down  payment,  in  accordance  with  Company's underwriting guidelines.

      19.   Photograph  of the  Mortgaged  Property  (may  be
part of appraisal).

      20.   Survey of the Mortgaged Property, if any.

      21.   Sales contract, if applicable.

      22.   If   available,    termite   report,   structural
engineer's    report,    water    portability    and   septic
certification.

      23.   Any   original   security   agreement,    chattel
mortgage  or  equivalent  executed  in  connection  with  the
Mortgage.

      24.   Name affidavit, if applicable.

      Notwithstanding   anything  to  the  contrary   herein,
Company may provide one  certificate  for all of the Mortgage
Loans  indicating  that  the  documents  were  delivered  for recording.

      (B)   With  respect to each Co-op Loan,  as  applicable
and as required by the applicable  laws of the state in which the related  Cooperative  apartment  is  located,  copies of:
(A) the proprietary  lease, (B) the security  agreement,  (C)
the   assignment   of  the   proprietary   lease,   with  all
intervening  assignments  showing a  complete  chain of title and an  assignment  thereof by such Seller,  (D) the original
stock   certificate   evidencing   the   ownership   of   the
Cooperative  apartment  endorsed  or  accompanied  by a stock power relating to such stock  certificate  executed in blank,
(E) a  recognition  agreement  in form  approved  by Seller's underwriting  guidelines,  in substantially  the same form as the  standard  "AZTECH"  form,  (F)  copies of the  financing statement  filed by the  applicable  Company as secured party and, if applicable,  a filed UCC-3  assignment of the subject
security   interest   showing  a  complete  chain  of  title,
together with an executed  UCC-3  Assignment of such security interest by the Company in a form sufficient for filing,  and
(G) such other  documents as are necessary for the perfection of a lien against the related Co-op Loan ownership  interests under applicable law.

                          EXHIBIT B

             CUSTODIAL ACCOUNT LETTER AGREEMENT

                    ______________, 2002

To:   [_______________________]
      (the "Depository")

      As  "Company"   under  the  Purchase,   Warranties  and
Servicing Agreement,  dated as of May 1, 2001 Adjustable Rate
Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial  Account pursuant to Section 4.04 of the  Agreement,  to be designated as  "[______________________________________],  in trust  for the  [Purchaser],  Owner of Adjustable Rate Mortgage  Loans".
All  deposits in the account  shall be subject to  withdrawal therefrom  by order  signed by the  Company.  This  letter is submitted  to you in  duplicate.  Please  execute  and return one original to us.

[__________________________]

By:____________________________

Name:__________________________

Title:_________________________

      The  undersigned,  as  "Depository",  hereby  certifies
that the above described  account has been established  under
Account Number [__________],  at the office of the depository indicated  above,  and  agrees to honor  withdrawals  on such account as provided above.  The full amount  deposited at any time in the account will be insured up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through the
Bank  Insurance  Fund or the  Savings  Association  Insurance
Fund or will be invested in Permitted  Investments as defined in the Agreement.

                                    HSBC             MORTGAGE
CORPORATION (USA)
By:____________________________

Name:__________________________

Title:_________________________

                          EXHIBIT C

               ESCROW ACCOUNT LETTER AGREEMENT
                     _____________, 2002

To:   [_______________________]
      (the "Depository")

      As  "Company"   under  the  Purchase   Warranties   and
Servicing Agreement,  dated as of May 1, 2001 Adjustable Rate
Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to  establish  an account,  as an Escrow  Account pursuant to Section 4.06 of the  Agreement,  to be designated
as   "[__________________________],    in   trust   for   the
[Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,  and
various  Mortgagors."  All  deposits in the account  shall be subject  to  withdrawal  therefrom  by  order  signed  by the
Company.  This  letter  is  submitted  to you  in  duplicate.
Please execute and return one original to us.

                              HSBC MORTGAGE CORPORATION (USA)

                              By:____________________________
                              Name:__________________________
                              Title:_________________________

      The  undersigned,  as  "Depository",  hereby  certifies
that the above described  account has been established  under
Account  Number  __________,  at the office of the depository indicated  above,  and  agrees to honor  withdrawals  on such account as provided above.  The full amount  deposited at any time in the account will be insured up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through the
Bank  Insurance  Fund or the  Savings  Association  Insurance
Fund or will be invested in Permitted  Investments as defined in the Agreement.

                              [______________________]

By:______________________________

Name:____________________________

Title:___________________________

                          EXHIBIT D

  FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is a Purchase, Assignment, Assumption and
Recognition Agreement (this "PAAR Agreement") made as of
__________, 200__, among EMC Mortgage Corporation (the
"Assignor"), ___________________ (the "Assignee"), and HSBC
Mortgage Corporation (USA) (the "Company").

      In  consideration  of  the  mutual  promises  contained
herein  the  parties   hereto  agree  that  the   residential
mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto (the  "Assigned  Loan  Schedule") now serviced by  Company  for  Assignor  and its  successors  and  assigns
pursuant   to  the   Purchase,   Warranties   and   Servicing
Agreement,  dated as of May 1,  2002,  between  Assignor  and
Company (the  "Purchase  Agreement")  shall be subject to the terms of this PAAR Agreement.  Capitalized  terms used herein but not defined  shall have the meanings  ascribed to them in the Purchase Agreement.

             Purchase, Assignment and Assumption

      1.    Assignor hereby grants,  transfers and assigns to
Assignee all of the right,  title and interest of Assignor in the  Assigned  Loans  and,  as they  relate  to the  Assigned
Loans, all of its right,  title and interest in, to and under the Purchase Agreement.

      2.    Simultaneously  with the  execution  hereof,  (i)
Assignee  shall pay to Assignor the  "Funding  Amount" as set
forth  in  that  certain  letter   agreement,   dated  as  of
_________   ____,   between   Assignee  and   Assignor   (the
"Confirmation")  and (ii)  Assignor,  at its  expense,  shall have caused to be  delivered  to Assignee or its designee the
Mortgage  File for each  Assigned  Loan in  Assignor's or its
custodian's   possession,   as  set  forth  in  the  Purchase
Agreement,   along  with,   for  each   Assigned   Loan,   an
endorsement   of  the  Mortgage  Note  from  the   applicable
Company,   in  blank,   and  an  assignment  of  mortgage  in
recordable  form  from  the  applicable  Company,  in  blank.
Assignee  shall pay the  Funding  Amount by wire  transfer of immediately  available  funds  to the  account  specified  by
Assignor.   Assignee  shall  be  entitled  to  all  scheduled
payments due on the Assigned Loans after  ___________,  200__
and all  unscheduled  payments  or  other  proceeds  or other recoveries  on the  Assigned  Loans  received  on  and  after
_____________, 200__.

          Representations, Warranties and Covenants

      3.    Assignor  warrants and represents to Assignee and
Company as of the date hereof:

      (a)   Attached  hereto  as  Attachment  2 is a true and
accurate copy of the Purchase  Agreement,  which agreement is in full  force  and  effect  as of the  date  hereof  and the
provisions  of  which  have  not  been  waived,   amended  or
modified in any  respect,  nor has any notice of  termination been given thereunder;

      (b)   Assignor  is the  lawful  owner  of the  Assigned
Loans with full right to transfer the Assigned  Loans and any and all of its interests,  rights and  obligations  under the
Purchase  Agreement  as they  relate to the  Assigned  Loans, free and clear from any and all claims and encumbrances;  and upon  the  transfer  of the  Assigned  Loans to  Assignee  as contemplated  herein,  Assignee shall have good title to each
and  every   Assigned  Loan,  as  well  as  any  and  all  of
Assignee's  interests,   rights  and  obligations  under  the
Purchase  Agreement  as they  relate to the  Assigned  Loans, free and clear of any and all liens, claims and encumbrances;

            (c)   There  are  no  offsets,  counterclaims  or
other  defenses  available  to  Company  with  respect to the
Assigned Loans or the Purchase Agreement;

      (d)   Assignor  has  no  knowledge   of,  and  has  not
received  notice of, any waivers under,  or any  modification of, any Assigned Loan;

      (e)   Assignor is duly organized,  validly existing and
in good standing  under the laws of the  jurisdiction  of its incorporation,  and has all requisite  power and authority to acquire, own and sell the Assigned Loans;

            (f)   Assignor  has  full  corporate   power  and
authority  to execute,  deliver  and perform its  obligations
under   this   PAAR   Agreement,   and  to   consummate   the
transactions  set  forth  herein.  The  consummation  of  the transactions  contemplated  by this PAAR  Agreement is in the ordinary course of Assignor's  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions  of Assignor's  charter or by-laws or any legal restriction,  or any  material  agreement  or  instrument  to which  Assignor  is now a party or by which it is  bound,  or result in the violation of any law, rule, regulation,  order, judgment  or  decree to which  Assignor  or its  property  is
subject.   The   execution,   delivery  and   performance  by
Assignor of this PAAR  Agreement and the  consummation  by it of the  transactions  contemplated  hereby,  have  been  duly authorized  by all  necessary  corporate  action  on  part of
Assignor.  This PAAR  Agreement  has been duly  executed  and delivered  by  Assignor  and,  upon  the  due  authorization,
execution   and  delivery  by  Assignee  and  Company,   will
constitute  the  valid  and  legally  binding  obligation  of
Assignor  enforceable against Assignor in accordance with its terms except as enforceability  may be limited by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or  hereafter  in effect  relating to  creditors'  rights generally,  and by general principles of equity regardless of whether  enforceability  is  considered  in a  proceeding  in equity or at law;

(j)   No consent,  approval,  order or  authorization  of, or
declaration,  filing or registration  with, any  governmental entity is  required  to be  obtained  or made by  Assignor in connection  with the  execution,  delivery or  performance by
Assignor of this PAAR  Agreement,  or the  consummation by it of the transactions contemplated hereby; and

(k)   Neither  Assignor  nor anyone  acting on its behalf has
offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans, or solicited  any offer to buy or accept a  transfer,  pledge or other  disposition of the Assigned  Loans, or any interest in the Assigned  Loans or  otherwise  approached  or  negotiated with  respect to the Assigned  Loans,  or any interest in the
Assigned  Loans  with any Person in any  manner,  or made any general  solicitation  by means of general  advertising or in any  other  manner,  or taken any other  action  which  would constitute a  distribution  of the  Assigned  Loans under the
Securities  Act of 1933, as amended (the "1933 Act") or which
would  render  the   disposition  of  the  Assigned  Loans  a
violation   of   Section  5  of  the  1933  Act  or   require
registration pursuant thereto.

                  4.    Assignee  warrants and represents to,
and  covenants  with,  Assignor  and  Company  as of the date hereof:

      (a)   Assignee is duly organized, validly existing and
in good standing under the laws of the jurisdiction of its
organization and has all requisite power and authority to
acquire, own and purchase the Assigned Loans;

      (b)   Assignee has full corporate power and authority
to execute, deliver and perform its obligations under this
PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated
by this PAAR Agreement is in the ordinary course of
Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of
Assignee's charter or by-laws or any legal restriction, or
any material agreement or instrument to which Assignee is
now a party or by which it is bound, or result in the
violation of any law, rule, regulation, order, judgment or
decree to which Assignee or its property is subject.  The
execution, delivery and performance by Assignee of this PAAR
Agreement and the consummation by it of the transactions
contemplated hereby, have been duly authorized by all
necessary corporate action on part of Assignee. This PAAR
Agreement has been duly executed and delivered by Assignee
and, upon the due authorization, execution and delivery by
Assignor and Company, will constitute the valid and legally
binding obligation of Assignee enforceable against Assignee
in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency,
moratorium or other similar laws now or hereafter in effect
relating to creditors' rights generally, and by general
principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      (c)   No consent,  approval, order or authorization of,
or   declaration,    filing   or   registration   with,   any
governmental  entity is  required  to be  obtained or made by
Assignee  in  connection  with  the  execution,  delivery  or performance  by  Assignee  of  this  PAAR  Agreement,  or the consummation by it of the transactions  contemplated  hereby;
and

            (d)   Assignee  agrees to be bound as "Purchaser"
by  all  of  the  terms,  covenants  and  conditions  of  the
Purchase  Agreement with respect to the Assigned  Loans,  and from and  after the date  hereof,  Assignee  assumes  for the benefit of each of Assignor  and  Company  all of  Assignor's
obligations  as   "Purchaser"   thereunder  but  solely  with
respect to such Assigned Loans.

            5.    Company warrants and represents to, and
covenant with, Assignor and Assignee as of the date hereof:

            (a)   Attached hereto as Attachment 2 is a true
and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the
provisions of which have not been waived, amended or
modified in any respect, nor has any notice of termination
been given thereunder;

      (b)   Company is duly organized,  validly  existing and
in good standing  under the laws of the  jurisdiction  of its incorporation,  and has all requisite  power and authority to service  the  Assigned  Loans and  otherwise  to perform  its obligations under the Purchase Agreement;

(n)   Company  has full  corporate  power  and  authority  to
            execute,  deliver  and  perform  its  obligations
            under this PAAR Agreement,  and to consummate the
            transactions  set forth herein.  The consummation
            of the  transactions  contemplated  by this  PAAR
            Agreement is in the ordinary  course of Company's
            business  and will not conflict  with,  or result
            in a breach of, any of the terms,  conditions  or
            provisions  of  Company's  charter  or by-laws or
            any legal restriction,  or any material agreement
            or  instrument to which Company is now a party or
            by which it is bound,  or result in the violation
            of any law, rule, regulation,  order, judgment or
            decree  to  which  Company  or  its  property  is
            subject.    The    execution,     delivery    and
            performance  by  Company  of this PAAR  Agreement
            and the  consummation  by it of the  transactions
            contemplated  hereby,  have been duly  authorized
            by all  necessary  corporate  action  on  part of
            Company.   This  PAAR  Agreement  has  been  duly
            executed and delivered by Company,  and, upon the
            due  authorization,  execution  and  delivery  by
            Assignor and Assignee,  will constitute the valid
            and  legally   binding   obligation  of  Company,
            enforceable  against  Company in accordance  with
            its  terms  except  as   enforceability   may  be
            limited    by     bankruptcy,     reorganization,
            insolvency,  moratorium or other similar laws now
            or  hereafter  in effect  relating to  creditors'
            rights  generally,  and by general  principles of
            equity  regardless of whether  enforceability  is
            considered in a proceeding in equity or at law;

(o)   No consent,  approval,  order or  authorization  of, or
            declaration,  filing or  registration  with,  any
            governmental  entity is  required  to be obtained
            or  made  by  Assignee  in  connection  with  the
            execution,  delivery or performance by Company of
            this PAAR  Agreement,  or the  consummation by it
            of the transactions contemplated hereby; and

(p)   No event  has  occurred  from the  Closing  Date to the
            date    hereof    which    would    render    the
            representations  and warranties as to the related
            Assigned  Loans made by the  Company in  Sections
            3.01 and  3.02 of the  Purchase  Agreement  to be
            untrue in any material respect.

            Recognition of Assignee

      6.    From and after  the date  hereof,  Company  shall
recognize  Assignee as owner of the  Assigned  Loans and will service the Assigned  Loans in  accordance  with the Purchase
Agreement.  It is the  intention  of  Assignor,  Company  and
Assignee that this PAAR  Agreement  shall be binding upon and for the benefit of the  respective  successors and assigns of the  parties  hereto.  Neither  Company  nor  Assignor  shall amend or agree to amend,  modify,  waiver, or otherwise alter any of the  terms or  provisions  of the  Purchase  Agreement which  amendment,  modification,  waiver or other  alteration would in any way affect the Assigned  Loans without the prior written consent of Assignee.

Miscellaneous

                  7.    All     demands,      notices     and
communications  related to the Assigned  Loans,  the Purchase
Agreement  and this PAAR  Agreement  shall be in writing  and shall  be  deemed  to have  been  duly  given  if  personally delivered at or mailed by registered  mail,  postage prepaid, as follows:

      (a)   In the case of Company:
            HSBC MORTGAGE CORPORATION (USA)
                  Lori Miller / Senior Vice President
            2929 Walden Avenue
            Depew, New York 14043

            With a copy to:

      (b)   In the case of Assignor:
            [Name and address]

      (c)   In the case of Assignee:
            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ralene Ruyle
            Telecopier No.:  (972) 444-2810

            with a copy  to:
            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention: ___________
            Telecopier No.:  (212) 272-____

      8.    Each party will pay any  commissions it has
      incurred  and  the  fees  of  its   attorneys  in
      connection    with    the    negotiations    for,
      documenting  of and  closing of the  transactions
      contemplated by this PAAR Agreement.

      9.    This  PAAR   Agreement   shall  be  construed  in
accordance  with the laws of the State of New  York,  without regard to conflicts of law principles,  and the  obligations, rights  and  remedies  of  the  parties  hereunder  shall  be determined in accordance with such laws.

      10.   No term or provision of this PAAR  Agreement  may
be waived or modified  unless such waiver or  modification is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

      11.   This PAAR  Agreement  shall  inure to the benefit
of the  successors  and  assigns of the parties  hereto.  Any entity  into  which  Assignor,  Assignee  or  Company  may be merged or  consolidated  shall,  without the  requirement for
any  further  writing,   be  deemed  Assignor,   Assignee  or
Company, respectively, hereunder.

      12.   This PAAR Agreement  shall survive the conveyance
of  the  Assigned  Loans,  the  assignment  of  the  Purchase
Agreement to the extent of the Assigned  Loans by Assignor to
Assignee and the termination of the Purchase Agreement.

      13.   This    PAAR    Agreement    may   be    executed
simultaneously   in  any   number   of   counterparts.   Each
counterpart  shall be deemed to be an  original  and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this PAAR
Agreement conflicts with any provision of the Purchase
Agreement with respect to the Assigned Loans, the terms of
this PAAR Agreement shall control.  In the event that any
provision of this PAAR Agreement conflicts with any
provision of the Confirmation with respect to the Assigned
Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

18.   The  Company and  Assignor  hereby  amend the  Purchase
            Agreement as follows:

      (a)   The  following  definitions  are added to Section
      1.01 of the Purchase Agreement:

      Securities Administrator:     ________________________

      Supplemental PMI Insurer:     ________________________

      Supplemental PMI Policy:The      primary      guarantee
      insurance   policy  of  the  Supplemental  PMI  Insurer
      attached   hereto  as  Exhibit  J,  or  any   successor
      Supplemental  PMI Policy  given to the  Servicer by the
      Assignee.

      Trustee:     ________________________

      (b)   The following definition is amended and restated:

      Insurance Proceeds:     Proceeds    of   any    Primary
      Mortgage   Insurance   Policy,   the  Supplemental  PMI
      Policy,  any title policy,  any hazard insurance policy
      or any other insurance  policy covering a Mortgage Loan
      or other  related  Mortgaged  Property,  including  any
      amounts  required  to be  deposited  in  the  Custodial
      Account  pursuant to Section  4.04,  to the extent such
      proceeds  are not to be applied to the  restoration  of
      the  related  Mortgaged  Property  or  released  to the
      Mortgagor  in  accordance   with   Accepted   Servicing
      Practices.

      (c)   The following are added as the fourth,  fifth and
      sixth paragraphs of Section 4.08:

      "In  connection  with its  activities as servicer,  the
Company  agrees to prepare and  present,  on behalf of itself and the  Purchaser,  claims to the  Supplemental  PMI Insurer with  respect to the  Supplemental  PMI Policy  and,  in this regard,  to take such action as shall be  necessary to permit recovery  under any  Supplemental  PMI  Policy  respecting  a defaulted  Mortgage  Loan.  Pursuant  to  Section  4.04,  any
amounts  collected by the Company under any  Supplemental PMI
Policy shall be deposited in the Custodial  Account,  subject to withdrawal pursuant to Section 4.05.

      In accordance  with the  Supplemental  PMI Policy,  the
Company  shall  provide to the  Supplemental  PMI Insurer any required information regarding the Mortgage Loans.

      The   Company   shall   provide   to  the   [Securities
Administrator]  on a monthly  basis  via  computer  tape,  or
other  mutually   acceptable  format,  the  unpaid  principal
balance,  insurer certificate number, lender loan number, and premium due the  Supplemental  PMI Insurer for each  Mortgage
Loan  covered by the  Supplemental  PMI Policy.  In addition, the  Company  agrees  to  forward  to the  Purchaser  and the
[Securities  Administrator]  any  statements or other reports given by the  Supplemental  PMI  Insurer to the  Servicer  in
connection with a claim under the Supplemental PMI Policy."

      (d)   Clause  (vi) of Section 6.1 is amended to read as
      follows:

      "Company  ceases to be approved by either Fannie Mae or
FHLMC as a mortgage  loan  seller or  servicer  for more than thirty  days,  or the  Company  fails  to meet  the  servicer eligibility  requirements  of the  Supplemental  PMI Insurer;
or"]

      IN WITNESS  WHEREOF,  the parties  hereto have executed
this  PAAR  Agreement  as of the day  and  year  first  above written.

                                          EMC        MORTGAGE
                                             CORPORATION
                                          Assignor

                                          By:
                                          Name:
                                          Title:

                                          _______________________________
                                          Assignee

                                          By:
                                          Name:
                                          Title:

                                          HSBC MORTGAGE
                                          CORPORATION (USA)
                                          Company

                                          By:
                                          Name:
                                          Title:

                        ATTACHMENT 1

                   ASSIGNED LOAN SCHEDULE

32

                        ATTACHMENT 2

        PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                          EXHIBIT E

                    FORM OF TRIAL BALANCE

                          EXHIBIT G

        REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:   Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties  and Servicing  Agreement
(the "Agreement") between the Company and the Purchaser,  the undersigned  hereby certifies that he or she is an officer of the  Company  requesting  release  of the  documents  for the reason  specified below.  The undersigned  further  certifies that:

(Check one of the items below)

_____ On  _________________,  the  above  captioned  mortgage loan was paid in full or that the Company  has been  notified that  payment  in full  has  been or  will be  escrowed.  The
Company  hereby  certifies  that all amounts  with respect to this loan which are required  under the  Agreement  have been or will be deposited in the Custodial Account as required.

_____ The above captioned loan is being repurchased  pursuant to the terms of the Agreement.  The Company hereby  certifies that the repurchase  price has been credited to the Custodial
Account as required under the Agreement.

_____ The   above   captioned   loan  is  being   placed   in
foreclosure  and  the  original  documents  are  required  to proceed  with the  foreclosure  action.  The  Company  hereby
certifies   that  the  documents  will  be  returned  to  the
Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized  terms used herein and not defined shall have the meanings assigned to them in the Agreement.

      Based  on  this   certification   and  the  indemnities
provided for in the Agreement,  please release to the Company all original mortgage  documents in your possession  relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
      Title

Send documents to:
_____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

      Purchaser   hereby   acknowledges   that  all  original
documents   previously   released  on  the  above   captioned
mortgage   loan  have  been  returned  and  received  by  the
Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

              COMPANY'S UNDERWRITING GUIDELINES

                          EXHIBIT I

                         TERM SHEET

      This   TERM   SHEET   (the    "Term    Sheet")    dated
_____________,  between HSBC Mortgage  Corporation  (USA),  a
Delaware  corporation,  located at 2929 Walden Avenue, Depew,
New York 14043 (the "Company") and EMC Mortgage  Corporation,
a Delaware  corporation,  located at Mac Arthur Ridge II, 909
Hidden  Ridge  Drive,  Suite 200,  Irving,  Texas  75038 (the
"Purchaser")  is made pursuant to the terms and conditions of that certain  Purchase,  Warranties  and Servicing  Agreement
(the  "Agreement")  dated  as of May  1,  2002,  between  the
Company  and the  Purchaser,  the  provisions  of  which  are incorporated  herein as if set forth in full herein,  as such
terms  and  conditions   may  be  modified  or   supplemented
hereby.  All initially  capitalized  terms used herein unless otherwise  defined shall have the meanings  ascribed  thereto in the Agreement.

      The  Purchaser  hereby  purchases  from the Company and
the  Company  hereby  sells  to  the  Purchaser,  all  of the
Company's  right,  title and  interest in and to the Mortgage
Loans described on the Mortgage Loan Schedule  annexed hereto as Schedule I, pursuant to and in  accordance  with the terms and  conditions  set forth in the  Agreement,  as same may be supplemented  or modified  hereby.  Hereinafter,  the Company shall  service  the  Mortgage  Loans for the  benefit  of the
Purchaser  and all  subsequent  transferees  of the  Mortgage
Loans  pursuant  to and in  accordance  with  the  terms  and conditions set forth in the Agreement.

1.    Definitions

      For purposes of the Mortgage  Loans to be sold pursuant
to this  Term  Sheet,  the  following  terms  shall  have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Purchase Price Percentage:

Servicing Fee Rate:

            Except as modified herein, Section 8.01 of the
Agreement shall remain in full force and effect as of the
date hereof.

                  IN WITNESS WHEREOF, the parties hereto
have caused their names to be signed hereto by their
respective duly authorized officers as of the date first
above written.

                        HSBC MORTGAGE CORPORATION (USA)

                        By:
                        Name:
                        Title:

                        EMC MORTGAGE CORPORATION

                        By:
                        Name:
                        Title:

                         SCHEDULE I

                   MORTGAGE LOAN SCHEDULE

                          EXHIBIT J

                          [RESERVED]

                          EXHIBIT K

                COMPANY'S OBLIGATIONS IN CONNECTION
                    WITH A RECONSTITUTION

o     The Company shall (i) possess the ability to service
      into a securitization; (ii) service on a
      "Scheduled/Scheduled" reporting basis (advancing
      through the liquidation of an REO Property), (iii)
      make compensating interest payments on payoffs and
      curtailments and (iv) remit and report to a master
      servicer in format acceptable to such master servicer
      by the 18th calendar day of each month, unless
      otherwise provided in the securitization documents.

o     The Company shall provide an acceptable annual
      certification (officer's certificate) to the master
      servicer (as required by the Sarbanes-Oxley Act of
      2002) as well as any other annual certifications
      required under the securitization documents (i.e. the
      annual statement as to compliance/annual independent
      certified public accountants' servicing report due by
      March 15 of each year).

o     The Company shall allow for the Purchaser, the master
      servicer or their designee to perform a review of
      audited financials and net worth of the Company.

o     The Company shall provide a Uniform Single Attestation
      Program certificate and Management Assertion as
      requested by the master servicer or the Purchaser.

o     The Company shall provide information on each
      Custodial Account as requested by the master servicer
      or the Purchaser, and each Custodial Accounts shall
      comply with the requirements for such accounts as set
      forth in the securitization documents.

o     The Company shall maintain its servicing system in
      accordance with the requirements of the master
      servicer.

                                                 EXHIBIT I-32

                                                    EXECUTION

                      AMENDMENT REG AB
     TO THE SELLER'S WARRANTIES AND SERVICING AGREEMENT

            This is  Amendment  Reg AB (the  "Amendment  Reg
AB"),  dated as of  November  7,  2005,  by and  between  EMC
Mortgage  Corporation  (the"Purchaser"),  and  HSBC  Mortgage
Corporation  (USA) (the  "Company")  to that certain  Amended and Restated  Purchase,  Warranties and Servicing  Agreement,
dated as of  September 1, 2005 by and between the Company and the Purchaser,  (as amended,  modified or  supplemented,  the
"Existing Agreement").

                         WITNESSETH

            WHEREAS,  the  Company  and  the  Purchaser  have
agreed,   subject  to  the  terms  and   conditions  of  this
Amendment  Reg AB that the  Existing  Agreement be amended to reflect  certain  agreed upon  revisions  to the terms of the
Existing Agreement.

            Accordingly,   the  Company  and  the   Purchaser
hereby agree,  in  consideration  of the mutual  premises and mutual  obligations  set  forth  herein,  that  the  Existing
Agreement is hereby amended as follows:

1.____Capitalized   terms  used  herein  but  not   otherwise
      defined  shall  have  the  meanings  set  forth  in the
      Existing  Agreement.  The Existing  Agreement is hereby
      amended by adding the  following  definitions  in their
      proper alphabetical order:

            Commission:  The  United  States  Securities  and
            Exchange Commission.

            Company   Information:   As  defined  in  Section
            2(g)(i)(A)(1).

            Depositor:  With respect to any Securitization
            Transaction, the Person identified in writing to
            the Company by the Purchaser as depositor for
            such Securitization Transaction.

            Exchange Act.  The Securities Exchange Act of
            1934, as amended.

            Master    Servicer:    With    respect   to   any
            Securitization    Transaction,     the    "master
            servicer,"  if  an,  identified  in  the  related
            transaction documents.

            Qualified  Correspondent:  Any Person  from which
            the Company  purchased  Mortgage Loans,  provided
            that  the  following  conditions  are  satisfied:
            (i) such Mortgage Loans were originated  pursuant
            to an  agreement  between  the  Company  and such
            Person that  contemplated  that such Person would
            underwrite  mortgage loans from time to time, for
            sale  to  the   Company,   in   accordance   with
            underwriting   guidelines   designated   by   the
            Company  ("Designated  Guidelines") or guidelines
            that do not vary  materially from such Designated
            Guidelines:  (ii)  such  Mortgage  Loans  were in
            fact  underwritten  as  described  in clause  (i)
            above and were  acquired  by the  Company  within
            180 days  after  origination  (except  that 1% of
            the Mortgage Loans in any  securitization  may be
            within   240   days);   (iii)   either   (x)  the
            Designated  Guidelines  were,  at the  time  such
            Mortgage  Loans  were  originated,  used  by  the
            Company in the  origination  of mortgage loans of
            the  same  type  as the  Mortgage  Loans  for the
            Company's  own  account  or  (y)  the  Designated
            Guidelines  were, at the time such Mortgage Loans
            were  underwritten,  designated by the Company on
            a   consistent   basis  for  use  by  lenders  in
            originating  mortgage  loans to be  purchased  by
            the Company;  and (iv) the Company  employed,  at
            the time such  Mortgage  Loans were  acquired  by
            the   Company   pre-purchase   or   post-purchase
            quality assurance  procedures (which may involve,
            among  other  things,   review  of  a  sample  of
            mortgage  loans  purchased  during  a  particular
            time  period  or  through  particular   channels)
            designed  to ensure  that  Persons  from which it
            purchased  mortgage  loans  properly  applied the
            underwriting criteria designated by the Company.

            Reconstitution:  Any  Securitization  Transaction
            or Whole Loan Transfer.

            Reconstitution   Agreement:   An   agreement   or
            agreements  entered  into by the  Company and the
            Purchaser   and/or   certain   third  parties  in
            connection with a Reconstitution  with respect to
            any or all of the Mortgage Loans.

            Regulation  AB:  Subpart  229.1100 - Asset Backed
            Securities    (Regulation    AB),    17    C.F.R.
            §§229.1100-229.1123,  as such may be amended from
            time to time,  and subject to such  clarification
            and  interpretation  as have been provided by the
            Commission in the adopting release  (Asset-Backed
            Securities,  Securities Act Release No.  33-8518,
            70 Fed. Reg.  1,506,  1,531 (Jan. 7, 2005)) or by
            the  staff  of  the  Commission,  or  as  may  be
            provided  by the  Commission  or its  staff  from
            time to time.

            Securities  Act:  The federal  Securities  Act of
            1933, as amended.

            Securitization   Transaction:   Any   transaction
            involving  either (1) a sale or other transfer of
            some or all of the  Mortgage  Loans  directly  or
            indirectly  to an issuing  entity (as  defined in
            Regulation AB) in connection  with an issuance of
            publicly  offered or privately  placed,  rated or
            unrated  mortgage-backed  securities  or  (2)  an
            issuance   of  publicly   offered  or   privately
            placed,   rated  or   unrated   securities,   the
            payments  on which are  determined  primarily  by
            reference   to  one   or   more   portfolios   of
            residential  mortgage loans consisting,  in whole
            or in part, of some or all of the Mortgage Loans.

            Servicer:  As defined in Section 2(f)(iii).

            Servicing Criteria:  The "servicing criteria" set
            forth in Item 1122(d) of  Regulation  AB, as such
            may be amended from time to time.

            Static Pool  Information:  Information  set forth
            in Item 1105(a) and 1105(c) of Regulation AB.

            Subcontractor:  Any vendor, subcontractor or
            other Person that is not responsible for the
            overall servicing (as "servicing" is commonly
            understood by participants in the
            mortgage-backed securities market) of Mortgage
            Loans pursuant to a Reconstitution Agreement but
            performs one or more discrete functions
            identified in Item 1122(d) of Regulation AB with
            respect to Mortgage Loans (serviced by the
            Company under a Reconstitution Agreement) under
            the direction or authority of the Company or a
            Subservicer.

            Subservicer:  Any Person that  services  Mortgage
            Loans  on  behalf  of the  Company  (as  servicer
            under   a   Reconstitution   Agreement)   or  any
            Subservicer    and   is   responsible   for   the
            performance    (whether   directly   or   through
            Subservicers or  Subcontractors) of a substantial
            portion  of  the  material  servicing   functions
            required to be  performed  by the  Company  under
            this  Agreement or any  Reconstitution  Agreement
            that   are   identified   in  Item   1122(d)   of
            Regulation AB.

            Third Party Originator:  Each Person,  other than
            a  Qualified   Correspondent,   that   originated
            Mortgage Loans acquired by the Company.

            Whole  Loan  Transfer:  Any sale or  transfer  of
            some or all of the Mortgage  Loans,  other than a
            Securitization Transaction.

2.    The  Purchaser  and the Company agree that the Existing
      Agreement  is hereby  amended by adding  the  following
      provisions as an addendum:

(a)   (i)   The Company  hereby  represents to the Purchaser,
            to any Master  Servicer and to any Depositor,  as
            of  the  date  on  which   information  is  first
            provided to the  Purchaser,  any Master  Servicer
            or any Depositor under Section 2(f) that,  except
            as  disclosed in writing to the  Purchaser,  such
            Master  Servicer or such Depositor  prior to such
            date:  (i) the  Company  is not aware and has not
            received   notice   that   any   default,   early
            amortization  or  other  performance   triggering
            event    has    occurred    as   to   any   other
            securitization  due to any act or  failure to act
            of the  Company;  (ii) the  Company  has not been
            terminated as servicer in a residential  mortgage
            loan  securitization,  either due to a  servicing
            default  or  to   application   of  a   servicing
            performance  test or  trigger;  (iii) no material
            noncompliance   with  the  applicable   servicing
            criteria  with  respect to other  securitizations
            of  residential   mortgage  loans  involving  the
            Company  as  servicer   has  been   disclosed  or
            reported  by  the   Company;   (iv)  no  material
            changes to the  Company's  policies or procedures
            with  respect to the  servicing  function it will
            perform    under   this    Agreement    and   any
            Reconstitution  Agreement for mortgage loans of a
            type similar to the Mortgage  Loans have occurred
            during   the   three-year   period    immediately
            preceding     the     related      Securitization
            Transaction;  (v)  there  are no  aspects  of the
            Company's  financial  condition that could have a
            material  adverse  effect on the  performance  by
            the Company of its  servicing  obligations  under
            this Agreement or any  Reconstitution  Agreement;
            (vi) there are no material legal or  governmental
            proceedings    pending    (or    known    to   be
            contemplated)    against   the    Company,    any
            Subservicer  or any  Third-Party  Originator of a
            type  identified in Item 1117 of  Regulation  AB;
            and   (vii)    there    are   no    affiliations,
            relationships  or  transactions  relating  to the
            Company,   any  Subservicer  or  any  Third-Party
            Originator  with  respect  to any  Securitization
            Transaction  and any party thereto  identified by
            the  related  Depositor  of a type  described  in
            Item 1119 of Regulation AB.

            (ii)  If  so  requested  by  the  Purchaser,  any
            Master  Servicer  or any  Depositor  on any  date
            following the date on which  information is first
            provided to the  Purchaser,  any Master  Servicer
            or any Depositor  under Section 2(f), the Company
            shall  within  five  Business   Days,   following
            such request,  to confirm in writing the accuracy
            of the  representations  and warranties set forth
            in paragraph  (i) of this Section or, if any such
            representation  and  warranty is not  accurate as
            of the date of such request,  provide  reasonably
            adequate  disclosure of the pertinent  facts,  in
            writing, to the requesting party.

(b)   The Company  shall use its  reasonable  best efforts on
            or  before  March 1, but in no event  later  than
            March 15, of each  calendar  year,  commencing in
            2007,  to  deliver to the  Purchaser,  any Master
            Servicer   and  any   Depositor  a  statement  of
            compliance   addressed  to  the  Purchaser,   and
            Master  Servicer and such Depositor and signed by
            an  authorized  officer  of the  Company,  to the
            effect  that  (i)  a  review  of  the   Company's
            activities   during  the  immediately   preceding
            calendar  year (or  applicable  portion  thereof)
            and of its  performance  under this Agreement and
            any applicable  Reconstitution  Agreement  during
            such  period has been made  under such  officer's
            supervision,   and  (ii)  to  the  best  of  such
            officers'  knowledge,  based on such review,  the
            Company  has  fulfilled  all of  its  obligations
            under   this   Agreement   and   any   applicable
            Reconstitution    Agreement   in   all   material
            respects   throughout   such  calendar  year  (or
            applicable  portion  thereof)  or,  if there  has
            been a failure to fulfill any such  obligation in
            any material  respect,  specifically  identifying
            each such  failure  known to such officer and the
            nature and the status thereof.

(c)   (i)   The  Company  shall  use  its   reasonable   best
            efforts  on or  before  March  1, but in no event
            later  than  March  15,  of each  calendar  year,
            commencing in 2007 to:

                         (A)  Deliver to the Purchaser, any
                  Master Servicer and any Depositor a report
                  (in form and substance reasonably
                  satisfactory to the Purchaser, such Master
                  Servicer and such Depositor) regarding the
                  Company's assessment of compliance with
                  the Servicing Criteria during the
                  immediately preceding calendar year, as
                  required under Rules 13a-18 and 15d-18 of
                  the Exchange Act and Item 1122 of
                  Regulation AB.  Such report shall be
                  addressed to the Purchaser and such
                  Depositor and signed by an authorized
                  officer of the Company, and shall address
                  each of the Servicing Criteria specified
                  on a certification substantially in the
                  form of Exhibit B hereto delivered to the
                  Purchaser at the time of any
                  Securitization  Transaction;

                         (B)  deliver to the Purchaser, any
                  Master Servicer and any Depositor a report
                  of a registered public accounting firm
                  reasonably acceptable to the Purchaser,
                  such Master Servicer and such Depositor
                  that attests to, and reports on, the
                  assessment of compliance made by the
                  Company and delivered pursuant to the
                  preceding paragraph.  Such attestation
                  shall be in accordance with Rules
                  1-02(a)(3) and 2-02(g) of Regulation S-X
                  under the Securities Act and the Exchange
                  Act;

                         (C)  cause each Subservicer and
                  each Subcontractor determined by the
                  Company pursuant to Section 2(e)(ii) to be
                  "participating in the servicing function"
                  within the meaning of Item 1122 of
                  Regulation AB (each, a "Participating
                  Entity"), to deliver to the Purchaser, and
                  Master Servicer and any Depositor an
                  assessment of compliance and accountants'
                  attestation as and when provided in
                  paragraphs (i) and (ii) of this Section
                  2(c); and

                         (D)  deliver and cause each
                  Subservicer and Subcontractor described in
                  clause (c) to provide , to the Purchaser,
                  and Master Servicer, any Depositor and any
                  other Person that will be responsible for
                  signing the certification (a "Sarbanes
                  Certification") required by Rules
                  13a-14(d) and 15d-14(d) under the Exchange
                  Act (pursuant to Section 302 of the
                  Sarbanes-Oxley Act of 2002) on behalf of
                  an asset-backed issuer with respect to a
                  Securitization Transaction a certification
                  signed by the appropriate officer of the
                  company in the form attached hereto as
                  Exhibit A.

                  The Company acknowledges that the parties
            identified in clause (i)(D) above may rely on
            the certification provided by the Company
            pursuant to such clause in signing a Sarbanes
            Certification and filing such with the
            Commission.

                  (ii)  Each assessment of compliance
            provided by a Subservicer pursuant to Section
            2(c)(i)(A) shall address each of the Servicing
            Criteria specified on a certification
            substantially in the form of Exhibit B hereto
            delivered to the Purchaser concurrently with the
            execution of this Agreement or, in the case of a
            Subservicer subsequently appointed as such, on
            or prior to the date of such appointment.  An
            assessment of compliance provided by a
            Subcontractor pursuant to Section 2(c)(i)(C)
            need not address any elements of the Servicing
            Criteria other than those specified by the
            Company pursuant to Section 2(e).

(d)   [Reserved]

(e)   The  Company  shall not hire or  otherwise  utilize the
            services  of any  Subservicer  to fulfill  any of
            the  obligations of the Company as servicer under
            this  Agreement or any  Reconstitution  Agreement
            unless the Company  complies with the  provisions
            of  clause  (i)  of  this  Section.  The  Company
            shall not hire or otherwise  utilize the services
            of any  Subcontractor,  and shall not  permit any
            Subservicer  to hire  or  otherwise  utilize  the
            services of any Subcontractor,  to fulfill any of
            the  obligations of the Company as servicer under
            this  Agreement or any  Reconstitution  Agreement
            unless the Company  complies with the  provisions
            of 2(e)(ii) of this Section.

(i)   It shall not be  necessary  for the Company to seek the
            consent of the Purchaser,  any Master Servicer or
            any   Depositor   to  the   utilization   of  any
            Subservicer.   The   Company   shall   cause  any
            Subservicer  used  by  the  Company  (or  by  any
            Subservicer)  for the  benefit  of the  Purchaser
            and any  Depositor to comply with the  provisions
            of this  Section and with  Sections  2(a),  2(b),
            2(c),   2(f)(iii),   2(f)(v)  and  2(g)  of  this
            Agreement   to  the  same   extent   as  if  such
            Subservicer were the Company,  and to provide the
            information   required   with   respect  to  such
            Subservicer   under  Section   2(f)(iv)  of  this
            Agreement.  The Company shall be responsible  for
            obtaining  from each  Subservicer  and delivering
            to the  Purchaser  and any Depositor any servicer
            compliance  statement required to be delivered by
            such   Subservicer   under  Section   2(b),   any
            assessment   of   compliance   and    attestation
            required  to be  delivered  by  such  Subservicer
            under   Section   2(c)   and  any   certification
            required to be  delivered to the Person that will
            be   responsible   for   signing   the   Sarbanes
            Certification  under  Section  2(c)  as and  when
            required to be delivered.

(ii)  It shall not be  necessary  for the Company to seek the consent of the  Purchaser or any Depositor to the
            utilization  of any  Subcontractor.  The  Company
            shall  promptly  upon  request   provide  to  the
            Purchaser  and any  Depositor (or any designee of
            the Depositor,  such as any Master Servicer or an
            administrator)  a  written  description  (in form
            and  substance  satisfactory  to  the  Purchaser,
            such  Depositor and such Master  Servicer) of the
            role and function of each Subcontractor  utilized
            by the  Company  or any  Subservicer,  specifying
            (A) the identity of each such Subcontractor,  (B)
            which  (if  any)  of  such   Subcontractors   are
            Participating  Entities,  and (C) which  elements
            of the  Servicing  Criteria  will be addressed in
            assessments   of  compliance   provided  by  each
            Subcontractor  identified  pursuant to clause (B)
            of this paragraph.

            As  a  condition  to  the   utilization   of  any
            Subcontractor  determined to be "participating in
            the  servicing  function"  within the  meaning of
            Item 1122 of  Regulation  AB, the  Company  shall
            cause any such  Subcontractor used by the Company
            (or by any  Subservicer)  for the  benefit of the
            Purchaser  and any  Depositor  to comply with the
            provisions  of  Sections  2(c)  and  2(g) of this
            Agreement   to  the  same   extent   as  if  such
            Subcontractor  were  the  Company.   The  Company
            shall be  responsible  for  obtaining  from  each
            Subcontractor  and  delivering  to the  Purchaser
            and any  Depositor  any  assessment of compliance
            and  attestation  and  the  other  certifications
            required to be delivered by such  Subservicer and
            such  Subcontractor  under  Section 2(c), in each
            case as and when required to be delivered.

(f)   In connection with any  Securitization  Transaction the
      Company shall (1) within five  Business Days  following
      request by the Purchaser or any  Depositor,  to provide
      to  the   Purchaser   and  such   Depositor   (or,   as
      applicable,  cause each Third-Party Originator and each
      Subservicer  to  provide),  in writing  and in form and
      substance reasonably  satisfactory to the Purchaser and
      such   Depositor,   the   information   and   materials
      specified in  paragraphs  (i),  (ii),  (iii),  (vi) and
      (vii) of this  Section  2(f),  and (2) as  promptly  as
      practicable  following  notice to or  discovery  by the
      Company,  provide to the  Purchaser  and any  Depositor
      (in  writing  and  in  form  and  substance  reasonably
      satisfactory  to the Purchaser and such  Depositor) the
      information   specified  in  paragraph   (iv)  of  this
      Section.

(i)   If so  requested by the  Purchaser or any  Depositor in
            connection  with  a  Securitization  Transaction,
            the  Company  shall   provide  such   information
            regarding  (x) the Company,  as originator of the
            Mortgage  Loans  (including  as  an  acquirer  of
            Mortgage  Loans from a Qualified  Correspondent),
            or (y) each  Third-Party  Originator,  and (z) as
            applicable,  each  Subservicer,  as is  requested
            for  the   purpose  of   compliance   with  Items
            1103(a)(1),   1105,   1110,   1117  and  1119  of
            Regulation  AB. Such  information  shall include,
            at a minimum:

                        (A)   the originator's form of
                  organization;

                        (B)   a description of the
                  originator's origination program and how
                  long the originator has been engaged in
                  originating residential mortgage loans,
                  which description shall include a
                  discussion of the originator's experience
                  in originating mortgage loans of a similar
                  type as the Mortgage Loans; information
                  regarding the size and composition of the
                  originator's origination portfolio; and
                  information that may be material, in the
                  good faith judgment of the Purchaser or
                  any Depositor, to an analysis of the
                  performance of the Mortgage Loans,
                  including the originators' credit-granting
                  or underwriting criteria for mortgage
                  loans of similar type(s) as the Mortgage
                  Loans and such other information as the
                  Purchaser or any Depositor may reasonably
                  request for the purpose of compliance with
                  Item 1110(b)(2) of Regulation AB;

                        (C)   a description of any material
                  legal or governmental proceedings pending
                  (or known to be contemplated) of a type
                  described in Item 1117 of Regulation AB
                  against the Company, each Third-Party
                  Originator and each Subservicer; and

                        (D)   a description of any
                  affiliation or relationship of a type
                  described in Item 1119 of Regulation AB
                  between the Company, each Third-Party
                  Originator, each Subservicer and any of
                  the following parties to a Securitization
                  Transaction, as such parties are
                  identified to the Company by the Purchaser
                  or any Depositor in writing in advance of
                  such Securitization Transaction:

                              (1)   the sponsor;
                              (2)   the depositor;
                              (3)   the issuing entity;
                              (4)   any servicer;
                              (5)   any trustee;
                              (6)   any originator;
                              (7)   any significant obligor;
                              (8)   any enhancement or
                        support provider; and
                              (9)   any other material
                        transaction party.

(ii)  If so requested by the Purchaser or any Depositor,  the
            Company shall provide (or, as  applicable,  cause
            each  Third-Party  Originator to provide)  Static
            Pool  Information  with  respect to the  mortgage
            loans (of a similar type as the  Mortgage  Loans,
            as  reasonably  identified  by the  Purchaser  as
            provided  below)  originated  by (a) the Company,
            if  the  Company  is an  originator  of  Mortgage
            Loans  (including  as  an  acquirer  of  Mortgage
            Loans  from a  Qualified  Correspondent),  and/or
            (b)  each  Third-Party  Originator.  Such  Static
            Pool   Information   shall  be  prepared  by  the
            Company (or Third-Party  Originator) on the basis
            of its reasonable,  good faith  interpretation of
            the  requirements  of  Item   1105(a)(1)-(3)   of
            Regulation  AB.  To  the  extent  that  there  is
            reasonably   available   to   the   Company   (or
            Third-Party  Originator)  Static Pool Information
            with  respect  to more  than  one  mortgage  loan
            type,  the  Purchaser or any  Depositor  shall be
            entitled to specify  whether  some or all of such
            information  shall be  provided  pursuant to this
            paragraph.   The  content  of  such  Static  Pool
            Information  may  be  in  the  form   customarily
            provided  by  the   Company,   and  need  not  be
            customized  for the  Purchaser or any  Depositor.
            Such Static  Pool  Information  for each  vintage
            origination  year or prior  securitized  pool, as
            applicable,  shall be presented in  increments no
            less  frequently  than quarterly over the life of
            the  mortgage   loans  included  in  the  vintage
            origination year or prior  securitized  pool. The
            most recent  periodic  increment  must be as of a
            date no later  than 135 days prior to the date of
            the  prospectus  or other  offering  document  in
            which  the  Static  Pool  Information  is  to  be
            included  or  incorporated   by  reference.   The
            Static Pool  Information  shall be provided in an
            electronic   format  that  provides  a  permanent
            record  of the  information  provided,  such as a
            portable  document  format  (pdf) file,  or other
            such  electronic  format  reasonably  required by
            the Purchaser or the Depositor, as applicable.

            Promptly  following  notice  or  discovery  of  a
            material   error  in  Static   Pool   Information
            provided  pursuant to the  immediately  preceding
            paragraph   (including  an  omission  to  include
            therein  information   required  to  be  provided
            pursuant to such  paragraph),  the Company  shall
            provide  corrected Static Pool Information to the
            Purchaser or any  Depositor,  as  applicable,  in
            the same format in which Static Pool  Information
            was  previously  provided  to such  party  by the
            Company.

            If so requested by the Purchaser or any
            Depositor, the Company shall provide (or, as
            applicable, cause each Third-Party Originator to
            provide), at the expense of the requesting party
            (to the extent of any additional incremental
            expense associated with delivery pursuant to
            this Agreement), such statements and agreed-upon
            procedures letters of certified public
            accountants reasonably acceptable to the
            Purchaser or Depositor, as applicable,
            pertaining to Static Pool Information relating
            to prior securitized pools for securitizations
            closed on or after January 1, 2006 or, in the
            case of Static Pool Information with respect to
            the Company's or Third-Party Originator's
            originations or purchases, to calendar months
            commencing January 1, 2006, as the Purchaser or
            such Depositor shall reasonably request.  Such
            statements and letters shall be addressed to and
            be for the benefit of such parties as the
            Purchaser or such Depositor shall designate,
            which may include, by way of example, any
            Sponsor, any Depositor and any broker dealer
            acting as underwriter, placement agent or
            initial purchaser with respect to a
            Securitization Transaction.  Any such statement
            or letter may take the form of a standard,
            generally applicable document accompanied by a
            reliance letter authorizing reliance by the
            addressees designated by the Purchaser or such
            Depositor.

(iii) If so requested by the Purchaser or any Depositor,  the
            Company shall provide such information  regarding
            the Company,  as servicer of the Mortgage  Loans,
            and each  Subservicer  (each of the  Company  and
            each   Subservicer,    for   purposes   of   this
            paragraph,  a  "Servicer"),  as is requested  for
            the purpose of compliance  with Items 1108,  1117
            and  1119  of  Regulation  AB.  Such  information
            shall include, at a minimum:

                        (A)   the Servicer's form of
                  organization;
(1)   (B)         a description of how long the Servicer has
                  been servicing residential mortgage loans;
                  a general discussion of the Servicer's
                  experience in servicing assets of any type
                  as well as a more detailed discussion of
                  the Servicer's experience in, and
                  procedures for, the servicing function it
                  will perform under this Agreement and any
                  Reconstitution Agreements; information
                  regarding the size, composition and growth
                  of the Servicer's portfolio of residential
                  mortgage loans of a type similar to the
                  Mortgage Loans and information on factors
                  related to the Servicer that may be
                  material, in the good faith judgment of
                  the Purchaser or any Depositor, to any
                  analysis of the servicing of the Mortgage
                  Loans or the related asset-backed
                  securities, as applicable, including,
                  without limitation:
(2)   (1)                     whether any prior
                              securitizations of mortgage
                              loans of a type similar to the
                              Mortgage Loans involving the
                              Servicer have defaulted or
                              experienced an early
                              amortization or other
                              performance triggering event
                              because of servicing during
                              the three-year period
                              immediately preceding the
                              related Securitization
                              Transaction;
                                    (2)   the extent of
                              outsourcing the Servicer
                              utilizes;
                                    (3)   whether there has
                              been previous disclosure of
                              material noncompliance with
                              the applicable servicing
                              criteria with respect to other
                              securitizations of residential
                              mortgage loans involving the
                              Servicer as a servicer during
                              the three-year period
                              immediately preceding the
                              related Securitization
                              Transaction;
                                    (4)   whether the
                              Servicer has been terminated
                              as servicer in a residential
                              mortgage loan securitization,
                              either due to a servicing
                              default or to application of a
                              servicing performance test or
                              trigger; and
                                    (5)   such other
                              information as the Purchaser
                              or any Depositor may
                              reasonably request for the
                              purpose of compliance with
                              Item 1108(b)(2) of Regulation
                              AB;
(3)   (C)         a description of any material changes
                  during the three-year period immediately
                  preceding the related Securitization
                  Transaction to the Servicer's policies or
                  procedures with respect to the servicing
                  function it will perform under this
                  Agreement and any Reconstitution
                  Agreements for mortgage loans of a type
                  similar to the Mortgage Loans;
(4)   (D)         information regarding the Servicer's
                  financial condition, to the extent that
                  there is a material risk that an adverse
                  financial event or circumstance involving
                  the Servicer could have a material adverse
                  effect on the performance by the Company
                  of its servicing obligations under this
                  Agreement or any Reconstitution Agreement;
(5)   (E)         information regarding advances made by the
                  Servicer on the Mortgage Loans and the
                  Servicer's overall servicing portfolio of
                  residential mortgage loans for the
                  three-year period immediately preceding
                  the related Securitization Transaction,
                  which may be limited to a statement by an
                  authorized officer of the Servicer to the
                  effect that the Servicer has made all
                  advances required to be made on
                  residential mortgage loans serviced by it
                  during such period, or, if such statement
                  would not be accurate, information
                  regarding the percentage and type of
                  advances not made as required, and the
                  reasons for such failure to advance;
(6)   (F)         a description of the Servicer's processes
                  and procedures designed to address any
                  special or unique factors involved in
                  servicing loans of a similar type as the
                  Mortgage Loans;

                        (G)   a description of the
                  Servicer's processes for handling
                  delinquencies, losses, bankruptcies and
                  recoveries, such as through liquidation of
                  mortgaged properties, sale of defaulted
                  mortgage loans or workouts;

(I)   information   as  to  how  the   Servicer   defines  or
                   determines  delinquencies and charge-offs,
                   including  the effect of any grace period,
                   re-aging, restructuring,  partial payments
                   considered   current  or  other  practices
                   with  respect  to  delinquency   and  loss
                   experience; and

                        (I)   a description of any material
                  legal or governmental proceedings pending
                  (or known to be contemplated) against the
                  Servicer;

                        (J)   a description of any
                   affiliation or relationship between the
                   Servicer and any of the following parties
                   to a Securitization Transaction, as such
                   parties are identified to the Servicer by
                   the Purchaser or any Depositor in writing
                   in advance of such Securitization
                   Transaction:

                              (1)   the sponsor;
                              (2)   the depositor;
                              (3)   the issuing entity;
                              (4)   any servicer;
                              (5)   any trustee;
                              (6)   any originator;
                              (7)   any significant obligor;
                              (8)   any enhancement or
      support provider; and
                              (9)   any other material
      transaction party.

(iv)  [For  the   purpose   of   satisfying   the   reporting
            obligation  under the  Exchange  Act with respect
            to any  class  of  asset-backed  securities,  the
            Company  shall (or shall  cause each  Subservicer
            and   Third-Party   Originator  to)  (i)  provide
            prompt  notice  to  the  Purchaser,   and  Master
            Servicer and any  Depositor in writing of (A) any
            material  litigation or governmental  proceedings
            of a type  described  in Item 1117 of  Regulation
            AB involving the Company,  any Subservicer or any
            Third-Party  Originator (B)) any  affiliations or
            relationships  that develop following the closing
            date of a  Securitization  between  the  Company,
            any  Subservicer  or any  Third-Party  Originator
            and any of the  parties  specified  in clause (D)
            of  paragraph  (i) of this  Section 2(f) (and any
            other  parties   identified  in  writing  by  the
            requesting    party)   with   respect   to   such
            Securitization  Transaction,  (C)  any  Event  of
            Default under the terms of this  Agreement or any
            Reconstitution   Agreement,   (D)   any   merger,
            consolidation  or  sale of  substantially  all of
            the assets of the Company,  and (E) the Company's
            entry into any agreement  with a  Subservicer  to
            perform  or assist in the  performance  of any of
            the Company's  obligations  under this  Agreement
            or any Reconstitution  Agreement and (ii) provide
            to the  Purchaser and any Depositor a description
            of    such    proceedings,     affiliations    or
            relationships.   All  notification   pursuant  to
            clause (A) should be sent to:

            EMC Mortgage Corporation

            2780 Lake Vista Drive

            Lewisville, TX 75067-3884

            Attention:  Conduit Seller Approval Dept.
            Facsimile:  (214) 626-3751

            Email:  sellerapproval@bear.com

            With a copy to:

            Bear, Stearns & Co. Inc.

            383 Madison Avenue, 3rd floor

            New York, NY 10179

            Attention:  Global Credit Administration

            Facsimile:  (212) 272-6564

            Notifications  pursuant  to clause  (B) should be
            sent to:

            EMC Mortgage Corporation

            Two Mac Arthur Ridge

            909 Hidden Ridge Drive, Suite 200

            Irving, TX 75038

            Attention:  Associate  General  Counsel  for Loan
            Administration

            Facsimile:  (972) 831-2555

            With copies to:

            Bear, Stearns & Co. Inc.

            383 Madison Avenue, 3rd floor

            New York, NY 10179

            Attention:  Global Credit Authorization

            Facsimile:  (212) 272-6564

            EMC Mortgage Corporation

            2780 Lake Vista Drive

            Lewisville, TX 75067-3884

            Attention:  Conduit Seller Approval Dept.

            Facsimile:  (214) 626-3751

            Email:  sellerapproval@bear.com

(v)   As a condition to the  succession to the Company or any
            Subservicer  as  servicer  or  subservicer  under
            this  Agreement or any  Reconstitution  Agreement
            by any Person (i) into which the  Company or such
            Subservicer  may be  merged or  consolidated,  or
            (ii) which may be  appointed  as a  successor  to
            the  Company  or  any  Subservicer,  the  Company
            shall  provide  to  the  Purchaser,   any  Master
            Servicer and any Depositor,  at least 15 calendar
            days  prior  to  the   effective   date  of  such
            succession or appointment,  (x) written notice to
            the   Purchaser   and  any   Depositor   of  such
            succession or appointment  and (y) in writing and
            in form and substance reasonably  satisfactory to
            the   Purchaser   and   such    Depositor,    all
            information    reasonably    requested   by   the
            Purchaser  or any  Depositor  in order to  comply
            with its reporting  obligation under Item 6.02 of
            Form   8-K   with   respect   to  any   class  of
            asset-backed securities.

(vi)  In  addition to such  information  as the  Company,  as servicer,  is  obligated  to provide  pursuant to
            other  provisions of this  Agreement,[ not later
            than ten  days  prior  to the  deadline  for the
            filing of any  distribution  report on Form 10-D
            in respect  of any  Securitization  Transaction
            that includes any of the Mortgage Loans serviced
            by the Company or any  Subservicer,  the Company
            or such Subservicer,  as applicable,  shall, but
            only  to  the  extent   the   Company  or  such
            Subservicer has knowledge,  provide to the party
            responsible for filing such report  (including,
            if applicable,  the Master  Servicer)  notice of
            the  occurrence of any of the  following  events
            along with all  information,  data, and material
            related  thereto  as  may  be  required  to  be
            included in the related  distribution  report on
            Form 10-D (as  specified  in the  provisions  of
            Regulation AB referenced below):

i.    any material  modifications,  extensions  or waivers of
                            Mortgage  Loans  serviced  by the
                            Company   or   its    Subservicer
                            terms,    fees,    penalties   or
                            payments during the  distribution
                            period or that have  cumulatively
                            become  material  over time (Item
                            1121(a)(11) of Regulation AB);

ii.   material  breaches  of Mortgage  Loans  serviced by the
                            Company   or   its   Subservicers
                            representations  or warranties or
                            transaction    covenants    (Item
                            1121(a)(12)  of  Regulation  AB);
                            and

iii.  information  regarding any Mortgage  Loans  serviced by the  Company or its  Subservicers
                            changes   (such  as,   additions,
                            substitutions   or  repurchases),
                            and  any   material   changes  in
                            origination,    underwriting   or
                            other  criteria  for  acquisition
                            or  selection  of pool  assets as
                            it  relates  to  a   substitution
                            (Item  1121(a)(14)  of Regulation
                            AB),

                  the   Company    shall   provide   to   the
            Purchaser,    any   Master   Servicer   and   any
            Depositor,  evidence of the  authorization of the
            person  signing  any  certification  and, no more
            than  once a year,  copies or other  evidence  of
            Fidelity  Bond  Insurance and Errors and Omission
            Insurance  Policy,   financial   information  and
            reports,  and such other  information  related to
            the Company or any  Subservicer or the Company or
            such Subservicer's  performance hereunder,  which
            items may be accepted in the forms  acceptable to
            the  Company's  and  Subservicer's  regulators or
            the agencies.  [ (i)    The     Company     shall
            indemnify the  Purchaser,  each  affiliate of the
            Purchaser,  and  each  of the  following  parties
            participating  in a  Securitization  Transaction:
            each  sponsor  and  issuing  entity;  each Person
            (including,   but  not  limited  to,  any  Master
            Servicer,  if  applicable)  responsible  for  the
            preparation,  execution  or filing of any  report
            required  to be filed  with the  Commission  with
            respect to such  Securitization  Transaction,  or
            for  execution  of a  certification  pursuant  to
            Rule  13a-14(d)  or  Rule  15d-14(d)   under  the
            Exchange Act with respect to such  Securitization
            Transaction;   each  broker   dealer   acting  as
            underwriter,    placement    agent   or   initial
            purchaser,  each Person who  controls any of such
            parties or the  Depositor  (within the meaning of
            Section 15 of the  Securities  Act and Section 20
            of the Exchange Act); and the respective  present
            and   former   directors,   officers,   employees
            ,agents  ] of  each of the  foregoing  and of the
            Depositor  (each,  an "Indemnified  Party"),  and
            shall  hold  each  of  them   harmless  from  and
            against any claims, losses,  damages,  penalties,
            fines,  forfeitures,  legal fees and expenses and
            related  costs,  judgments,  and any other costs,
            fees and  expenses  that any of them may  sustain
            arising out of or based upon:

                  (A)(1)      any untrue statement of a
            material fact contained or alleged to be
            contained in any information, report,
            certification, data,  accountants' letter or
            other material provided in written or electronic
            form under this Amendment Reg AB by or on behalf
            of the Company, or provided under this Amendment
            Reg AB by or on behalf of any Subservicer,
            Subcontractor or Third-Party Originator
            (collectively, the "Company Information"), or
            (2) the omission or alleged omission to state in
            the Company Information a material fact required
            to be stated in the Company Information or
            necessary in order to make the statements
            therein, in the light of the circumstances under
            which they were made, not misleading; provided,
            by way of clarification, that clause (2) of this
            paragraph shall be construed solely by reference
            to the Company Information and not to any other
            information communicated in connection with a
            sale or purchase of securities, without regard
            to whether the Company Information or any
            portion thereof is presented together with or
            separately from such other information;

                  (B)   any breach by the Company of its
            obligations under this agreement, including
            particularly any failure by the Company, any
            Subservicer, any Subcontractor or any
            Third-Party Originator to deliver any
            information, report, certification, accountants'
            letter or other material when and as required
            under this Amendment Reg AB, including any
            failure by the Company to identify pursuant to
            Section 2(e)(ii) any Subcontractor
            "participating in the servicing function" within
            the meaning of Item 1122 of Regulation AB; or

(C)   any breach by the Company of a representation or
                        warranty set forth in Section
                        2(a)(i) or in a writing furnished
                        pursuant to Section 2(a)(ii) and
                        made as of a date prior to the
                        closing date of the related
                        Securitization Transaction, to the
                        extent that such breach is not cured
                        by such closing date, or any breach
                        by the Company of a representation
                        or warranty in a writing furnished
                        pursuant to Section 2(a)(ii) to the
                        extent made as of a date subsequent
                        to such closing date.
(D)   The negligence bad faith or willful misconduct of the
             Company in connection with its performance
             under this Amendment.

                  If the indemnification provided for herein
                  is unavailable or insufficient as
                  determined by a court of law to hold
                  harmless an Indemnified Party, then the
                  Company agrees that it shall contribute to
                  the amount paid or payable by such
                  Indemnified Party as a result of any
                  claims, losses, damages or liabilities
                  incurred by such Indemnified Party in such
                  proportion as is appropriate to reflect
                  relative fault of such Indemnified Party
                  on the one hand and the Company on the
                  other.
                  In the case of any  failure of  performance
            described in clause  (i)(B) of this Section 2(g),
            the  Company   shall   promptly   reimburse   the
            Purchaser,  any  Depositor,  as  applicable,  and
            each  Person  responsible  for  the  preparation,
            execution or filing of any report  required to be
            filed with the  Commission  with  respect to such
            Securitization  Transaction,  or for execution of
            a  certification  pursuant to Rule  13a-14(d)  or
            Rule  15d-14(d)   under  the  Exchange  Act  with
            respect to such Securitization  Transaction,  for
            all costs reasonably  incurred by each such party
            in  order  to  obtain  the  information,  report,
            certification,   accountants'   letter  or  other
            material   not   delivered  as  required  by  the
            Company,  any Subservicer,  any  Subcontractor or
            any Third-Party Originator.

                  This  indemnification   shall  survive  the
            termination of this Agreement or the  termination
            of any party to this Agreement.

            (ii)  (A)   Any failure by the Company, any
            Subservicer, any Subcontractor or any
            Third-Party Originator to deliver any
            information, report, certification, accountants'
            letter or other material when and as required
            under this Amendment Reg AB, or any breach by
            the Company of a representation or warranty set
            forth in Section 2(a)(i)  or in a writing
            furnished pursuant to Section 2(a)(ii) and made
            as of a date prior to the closing date of the
            related Securitization Transaction, to the
            extent that such breach is not cured by such
            closing date, or any breach by the Company of a
            representation or warranty in a writing
            furnished pursuant to Section 2(a)(ii) to the
            extent made as of a date subsequent to such
            closing date, shall, except as provided in
            clause (B) of this paragraph, immediately and
            automatically, without notice or grace period,
            constitute an Event of Default with respect to
            the Company under this Agreement and any
            applicable Reconstitution Agreement, and shall
            entitle the Purchaser or any Depositor, as
            applicable, in its sole discretion to terminate
            the rights and obligations of the Company as
            servicer under this Agreement and/or any
            applicable Reconstitution Agreement without
            payment (notwithstanding anything in this
            Agreement or any applicable Reconstitution
            Agreement to the contrary) of any compensation
            to the Company and if the Company is servicing
            any of the Mortgage Loans in a Securitization
            Transaction appoint a successor servicer
            reasonably acceptable to any Master Servicer for
            such Securitization Transaction; provided that
            to the extent that any provision of this
            Agreement and/or any applicable Reconstitution
            Agreement expressly provides for the survival of
            certain rights or obligations following
            termination of the Company as servicer, such
            provision shall be given effect.

                  (B)   Any failure by the Company, any
            Subservicer or any Subcontractor to deliver any
            information, report, certification or
            accountants' letter when and as required under
            Section 2(b) or 2(c), including (except as
            provided below) any failure by the Company to
            identify pursuant to Section 2(e)(ii) any
            Subcontractor "participating in the servicing
            function" within the meaning of Item 1122 of
            Regulation AB, which continues unremedied for
            ten calendar days after the date on which such
            information, report, certification or
            accountants' letter was required to be delivered
            shall constitute an Event of Default with
            respect to the Company under this Agreement and
            any applicable Reconstitution Agreement, and
            shall entitle the Purchaser, any Master Servicer
            or any Depositor, as applicable, in its sole
            discretion to terminate the rights and
            obligations of the Company as servicer under
            this Agreement and/or any applicable
            Reconstitution Agreement without payment
            (notwithstanding anything in this Agreement to
            the contrary) of any compensation to the
            Company; provided that to the extent that any
            provision of this Agreement and/or any
            applicable Reconstitution Agreement expressly
            provides for the survival of certain rights or
            obligations following termination of the Company
            as servicer, such provision shall be given
            effect.

                  Neither the Purchaser nor any Depositor
            shall be entitled to terminate the rights and
            obligations of the Company pursuant to this
            subparagraph (ii)(B) if a failure of the Company
            to identify a Subcontractor "participating in
            the servicing function" within the meaning of
            Item 1122 of Regulation AB was attributable
            solely to the role or functions of such
            Subcontractor with respect to mortgage loans
            other than the Mortgage Loans.

            (C)   The Company  shall  promptly  reimburse the
            Purchaser  (or  any  designee  of the  Purchaser,
            such as a master servicer) and any Depositor,  as
            applicable,  for all reasonable expenses incurred
            by the  Purchaser  (or  such  designee)  or  such
            Depositor  as such are  incurred,  in  connection
            with the  termination  of the Company as servicer
            and the  transfer of  servicing  of the  Mortgage
            Loans to a  successor  servicer.  The  provisions
            of  this  paragraph   shall  not  limit  whatever
            rights the  Purchaser or any  Depositor  may have
            under other  provisions of this Agreement  and/or
            any   applicable   Reconstitution   Agreement  or
            otherwise,  whether in equity or at law,  such as
            an action for damages,  specific  performance  or
            injunctive relief.

            (iii) The Purchaser  shall indemnify the Company,
            each  affiliate  of the  Company  and each Person
            who  controls the Company or such  affiliate  and
            their  respective  present and former  directors,
            officers,  employees and agents, and hold each of
            them   harmless  from  and  against  any  losses,
            damages,  penalties,  fines,  forfeitures,  legal
            fees and expenses and related  costs,  judgments,
            and any other costs,  fees and expenses that each
            of them may sustain  arising out of or based upon
            any claims  arising out of or in connection  with
            any   information   set  forth  in  any  offering
            document   prepared   in   connection   with  any
            Securitization    Transaction    other   than   a
            statement or omission  arising out of,  resulting
            from, or based upon the Company Information.

            For  purposes  of the  Amendment  and any related
    provisions   thereto,   each  Master  Servicer  shall  be
    considered a third-party  beneficiary of this  Agreement,
    entitled to all the rights and  benefits  hereof as if it
    were a direct party to this Agreement.

3.    The  Company   acknowledges   that  a  Subservicer   or
      Subcontractor  that  performs  services with respect to
      mortgage   loans    involved   in   a    Securitization
      Transaction  in addition to the  Mortgage  Loans may be
      determined by a Depositor to be a Participating  Entity
      on the basis of the aggregate  balance of such mortgage
      loans,  without  regard to whether such  Subservicer or
      Subcontractor  would  be a  Participating  Entity  with
      respect  to the  Mortgage  Loans  viewed in  isolation.
      The   Company   shall  (A)   respond  as   promptly  as
      practicable  to any good faith request by the Purchaser
      or  any  Depositor  for   information   regarding  each
      Subservicer and each  Subcontractor  and (B) cause each
      Subservicer  and each  Subcontractor  with  respect  to
      which the Purchaser or any Depositor  requests delivery
      of  an  assessment  of  compliance   and   accountants'
      attestation  to deliver  such within the time  required
      under Section 2(c).

4.    Notwithstanding  any other  provision of this Amendment
      Reg AB, (i) the  Company  shall seek the consent of the
      Purchaser  for  the  utilization  of  all  third  party
      service   providers,    including    Subservicers   and
      Subcontractors,  when  required  by and  in  accordance
      with  the  terms  of the  Existing  Agreement  and (ii)
      references to the Purchaser  shall be deemed to include
      any  assignees or designees of the  Purchaser,  such as
      any Depositor, a master servicer or a trustee.

5.    The Existing  Agreement is hereby amended by adding the
      Exhibits  attached hereto as Exhibit A and Exhibit B to
      the end thereto.

6.    References   in  this   Amendment   Reg  AB  to   "this
      Agreement"  or  words  of  similar  import   (including
      indirect  references to the Agreement)  shall be deemed
      to be references  to the Existing  Agreement as amended
      by this  Amendment Reg AB. Except as expressly  amended
      and modified by this  Amendment  Reg AB, the  Agreement
      shall  continue to be, and shall remain,  in full force
      and effect in accordance  with its terms.  In the event
      of a conflict  between  this  Amendment  Reg AB and any
      other   document  or   agreement,   including   without
      limitation the Existing  Agreement,  this Amendment Reg
      AB shall control.

7.    This   Amendment  Reg  AB  shall  be  governed  by  and
      construed in  accordance  with the laws of the State of
      New  York,  or  federal  law  as  applicable,   without
      reference  to its  conflict  of law  provisions  (other
      than Section  5-1401 of the General  Obligations  Law),
      and  the  obligations,   rights  and  remedies  of  the
      parties  hereunder  shall be  determined  in accordance
      with such laws.

8.    This  Amendment  Reg AB may be  executed in one or more
      counterparts   and  by  different   parties  hereto  on
      separate   counterparts,   each  of   which,   when  so
      executed, shall constitute one and the same agreement.

9.    This  Amendment  Reg AB  shall  bind  and  inure to the
      benefit of and be  enforceable  by the  Company and the
      Purchaser and the respective  permitted  successors and
      assigns of the Company and the  successors  and assigns
      of the Purchaser.

10.   This  Amendment Reg AB will become  effective as of the
      date  first  mentioned  above.  This  Amendment  Reg AB
      shall not be assigned,  pledged or  hypothecated by the
      Company  to a third  party  without  the prior  written
      consent  of  the   Purchaser,   which  consent  may  be
      withheld by the Purchaser in its sole  discretion.  The
      Existing  Agreement as amended by this Amendment Reg AB
      may  be  assigned,   pledged  or  hypothecated  by  the
      Purchaser in whole or in part,  and with respect to one
      or more of the Mortgage  Loans,  without the consent of
      the  Company.  There  shall  be no  limitation  on  the
      number of  assignments  or  transfers  allowable by the
      Purchaser  with respect to the Mortgage  Loans and this
      Amendment Reg AB and the Existing Agreement.

11.   Intent of the Parties; Reasonableness.

      The Purchaser and the Company acknowledge and agree
that the purpose of this Amendment Reg AB is to facilitate
compliance by the Purchaser and any Depositor with the
provisions of Regulation AB and related rules and
regulations of the Commission.  Although Regulation AB is
applicable by its terms only to offerings of asset-backed
securities that are registered under the Securities Act, the
Company acknowledges that investors in privately offered
securities may require that the Purchaser or any Depositor
provide comparable disclosure in unregistered offerings.
References in this Agreement to compliance with Regulation
AB include provision of comparable disclosure in private
offerings.

      Neither the Purchaser nor any Depositor shall exercise
its right to request delivery of information or other
performance under these provisions other than in good faith, or for purposes other than compliance with the Securities
Act, the Exchange Act and the rules and regulations of the
Commission thereunder (or the provision in a private
offering of disclosure comparable to that required under the
Securities Act).  The Company acknowledges that
interpretations of the requirements of Regulation AB may
change over time, whether due to interpretive guidance
provided by the Commission or its staff, consensus among
participants in the asset-backed securities markets, advice
of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor
in good faith for delivery of information under these
provisions on the basis of evolving interpretations of
Regulation AB.  In connection with any Securitization
Transaction, the Company shall cooperate fully with the
Purchaser to deliver to the Purchaser (including any of its
assignees or designees), any Master Servicer and any
Depositor, any and all statements, reports, certifications,
records and any other information necessary in the good
faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, such Master Servicer
or such Depositor to comply with the provisions of
Regulation AB, together with such disclosures relating to
the Company, any Subservicer, any Third-Party Originator and
the Mortgage Loans, or the servicing of the Mortgage Loans,
reasonably believed by the Purchaser, any Master Servicer or any Depositor to be necessary in order to effect such
compliance.

      The Purchaser (including any of its assignees or
designees) shall cooperate with the Company by providing
timely notice of requests for information under these
provisions and by reasonably limiting such requests to
information required, in the Purchaser's reasonable
judgment, to comply with Regulation AB.

      For purposes of clarification, the provisions,
covenants and or requirements of this Amendment are only
applicable with respect to those Mortgage Loans being
securitized in a Securitization Transaction

           [Signatures Commence on Following Page]

            IN  WITNESS  WHEREOF,  the  parties  have  caused
their names to be signed hereto by their respective  officers thereunto duly  authorized as of the day and year first above written.
-------------------------------------------------------------

                                    Purchaser

                                    By:
                                    ________________________________
                                    Name:
                                    _____________________________
                                    Title:
                                    ______________________________

                                    HSBC             Mortgage
                                    Corporation (USA)

                                    Company

                                    By:
                                    ________________________________
                                    Name:
                                    _____________________________
                                    Title:
                                    ______________________________

                             A-2
                          EXHIBIT A

                FORM OF ANNUAL CERTIFICATION
II.   The    [    ]     agreement     dated     as    of    [
      ],  200[ ]  (the  "Agreement"),  among  [IDENTIFY
      PARTIES]

      I, ________________________________, the
_______________________ of [NAME OF COMPANY (the
"Company")], certify to [the Purchaser], [the Depositor],
and the [Master Servicer] [Securities Administrator]
[Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

            (1)   I have reviewed the servicer compliance
      statement of the Company provided in accordance with
      Item 1123 of Regulation AB (the "Compliance
      Statement"), the report on assessment of the Company's
      compliance with the servicing criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing
      Criteria"), provided in accordance with Rules 13a-18
      and 15d-18 under Securities Exchange Act of 1934, as
      amended (the "Exchange Act") and Item 1122 of
      Regulation AB (the "Servicing Assessment"), the
      registered public accounting firm's attestation report
      provided in accordance with Rules 13a-18 and 15d-18
      under the Exchange Act and Section 1122(b) of
      Regulation AB (the "Attestation Report"), and all
      servicing reports, officer's certificates and other
      information relating to the servicing of the Mortgage
      Loans by the Company during 200[ ] that were delivered
      by the Company to the [Depositor] [Master Servicer]
      [Securities Administrator] [Trustee] pursuant to the
      Agreement (collectively, the "Company Servicing
      Information");

            (2)   Based on my knowledge, the Company
      Servicing Information, taken as a whole, does not
      contain any untrue statement of a material fact or
      omit to state a material fact necessary to make the
      statements made, in the light of the circumstances
      under which such statements were made, not misleading
      with respect to the period of time covered by the
      Company Servicing Information;

            (3)   Based on my knowledge, all of the Company
      Servicing Information required to be provided by the
      Company under the Agreement has been provided to the
      [Depositor] [Master Servicer] [Securities
      Administrator] [Trustee];

            (4)   I am responsible for reviewing the
      activities performed by the Company as servicer under
      the Agreement, and based on my knowledge and the
      compliance review conducted in preparing the
      Compliance Statement and except as disclosed in the
      Compliance Statement, the Servicing Assessment or the
      Attestation Report, the Company has fulfilled its
      obligations under the Agreement in all material
      respects; and

            (5)   The Compliance Statement required to be
      delivered by the Company pursuant to the Agreement,
      and the Servicing Assessment and Attestation Report
      required to be provided by the Company and by any
      Subservicer or Subcontractor pursuant to the
      Agreement, have been provided to the [Depositor]
      [Master Servicer].  Any material instances of
      noncompliance described in such reports have been
      disclosed to the [Depositor] [Master Servicer].  Any
      material instance of noncompliance with the Servicing
      Criteria has been disclosed in such reports.
1.

                                    Date:
                                    _________________________

                                    By:
                                    ________________________________
                                    Name:
                                    Title:

------------------------------------------------------------------------------
5                                                               Applicable

                          EXHIBIT B

     SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
                         COMPLIANCE

      The assessment of compliance to be delivered by [the
Company] [Name of Subservicer] shall address, at a minimum,
the criteria identified as below as "Applicable Servicing
Criteria":
                                                                 Servicing
                     Servicing Criteria                          Criteria
------------------------------------------------------------------------------
  Reference                      Criteria
------------------------------------------------------------------------------
                     General Servicing Considerations
--------------                                                ----------------
1122(d)(1)(i) Policies and procedures are instituted to              x
              monitor any performance or other triggers and
              events of default in accordance with the
              transaction agreements.
--------------                                                ----------------
1122(d)(1)(ii)If any material servicing activities are               x
              outsourced to third parties, policies and
              procedures are instituted to monitor the third
              party's performance and compliance with such
              servicing activities.
--------------                                                ----------------
1122(d)(1)(iiiAny requirements in the transaction agreements to maintain a back-up servicer for the
              mortgage loans are maintained.
--------------                                                ----------------
1122(d)(1)(iv)A fidelity bond and errors and omissions               x
              policy is in effect on the party participating
              in the servicing function throughout the
              reporting period in the amount of coverage
              required by and otherwise in accordance with
              the terms of the transaction agreements.
--------------                                                ----------------
                    Cash Collection and Administration
--------------                                                ----------------
1122(d)(2)(i) Payments on mortgage loans are deposited into          x
              the appropriate custodial bank accounts and
              related bank clearing accounts no more than
              two business days following receipt, or such
              other number of days specified in the
              transaction agreements.
--------------                                                ----------------
1122(d)(2)(ii)Disbursements made via wire transfer on behalf         x
              of an obligor or to an investor are made only
              by authorized personnel.
--------------                                                ----------------
1122(d)(2)(iiiAdvances of funds or guarantees regarding              x
              collections, cash flows or distributions, and
              any interest or other fees charged for such
              advances, are made, reviewed and approved as
              specified in the transaction agreements.
--------------                                                ----------------
              The related accounts for the transaction, such
              as cash reserve accounts or accounts
              established as a form of
              overcollateralization, are separately                  x
              maintained (e.g., with respect to commingling
              of cash) as set forth in the transaction
1122(d)(2)(iv)agreements.
--------------                                                ----------------
1122(d)(2)(v) Each custodial account is maintained at a              x
              federally insured depository institution as
              set forth in the transaction agreements. For
              purposes of this criterion, "federally insured
              depository institution" with respect to a
              foreign financial institution means a foreign
              financial institution that meets the
              requirements of Rule 13k-1(b)(1) of the
              Securities Exchange Act.
--------------                                                ----------------
1122(d)(2)(vi)Unissued checks are safeguarded so as to
              prevent unauthorized access.
--------------                                                ----------------
1122(d)(2)(vii)Reconciliations are prepared on a monthly             x
              basis for all asset-backed securities related
              bank accounts, including custodial accounts
              and related bank clearing accounts. These
              reconciliations are (A) mathematically
              accurate; (B) prepared within 30 calendar days
              after the bank statement cutoff date, or such
              other number of days specified in the
              transaction agreements; (C) reviewed and
              approved by someone other than the person who
              prepared the reconciliation; and (D) contain
              explanations for reconciling items. These
              reconciling items are resolved within 90
              calendar days of their original
              identification, or such other number of days
              specified in the transaction agreements.
--------------                                                ----------------
                    Investor Remittances and Reporting
--------------                                                ----------------
1122(d)(3)(i) Reports to investors, including those to be            x
              filed with the Commission, are maintained in
              accordance with the transaction agreements and
              applicable Commission requirements.
              Specifically, such reports (A) are prepared in
              accordance with timeframes and other terms set
              forth in the transaction agreements; (B)
              provide information calculated in accordance
              with the terms specified in the transaction
              agreements; (C) are filed with the Commission
              as required by its rules and regulations; and
              (D) agree with investors' or the trustee's
              records as to the total unpaid principal
              balance and number of mortgage loans serviced
              by the Servicer.
--------------                                                ----------------
1122(d)(3)(ii)Amounts due to investors are allocated and             x
              remitted in accordance with timeframes,
              distribution priority and other terms set
              forth in the transaction agreements.
--------------                                                ----------------
              Disbursements made to an investor are posted
              within two business days to the Servicer's
              investor records, or such other number of days         x
1122(d)(3)(iiispecified in the transaction agreements.
--------------                                                ----------------
              Amounts remitted to investors per the investor
              reports agree with cancelled checks, or other          x
1122(d)(3)(iv)form of payment, or custodial bank statements.
--------------                                                ----------------
                         Pool Asset Administration                   x
--------------                                                ----------------
1122(d)(4)(i)  Collateral or security on mortgage loans is           x
              maintained as required by the transaction
              agreements or related mortgage loan documents.
--------------                                                ----------------
              Mortgage loan and related documents are
              safeguarded as required by the transaction             x
1122(d)(4)(ii)agreements
--------------                                                ----------------
1122(d)(4)(iiiAny additions, removals or substitutions to            x
              the asset pool are made, reviewed and approved
              in accordance with any conditions or
              requirements in the transaction agreements.
--------------                                                ----------------
1122(d)(4)(iv)Payments on mortgage loans, including any              x
              payoffs, made in accordance with the related
              mortgage loan documents are posted to the
              Servicer's obligor records maintained no more
              than two business days after receipt, or such
              other number of days specified in the
              transaction agreements, and allocated to
              principal, interest or other items (e.g.,
              escrow) in accordance with the related
              mortgage loan documents.
--------------                                                ----------------
1122(d)(4)(v) The Servicer's records regarding the mortgage          x
              loans agree with the Servicer's records with
              respect to an obligor's unpaid principal
              balance.
--------------                                                ----------------
1122(d)(4)(vi)Changes with respect to the terms or status of         x
              an obligor's mortgage loans (e.g., loan
              modifications or re-agings) are made, reviewed
              and approved by authorized personnel in
              accordance with the transaction agreements and
              related pool asset documents.
--------------                                                ----------------
1122(d)(4)(viiLoss mitigation or recovery actions (e.g.,             x
              forbearance plans, modifications and deeds in
              lieu of foreclosure, foreclosures and
              repossessions, as applicable) are initiated,
              conducted and concluded in accordance with the
              timeframes or other requirements established
              by the transaction agreements.
--------------                                                ----------------
1122(d)(4)(viiRecords documenting collection efforts are             x
              maintained during the period a mortgage loan
              is delinquent in accordance with the
              transaction agreements. Such records are
              maintained on at least a monthly basis, or
              such other period specified in the transaction
              agreements, and describe the entity's
              activities in monitoring delinquent mortgage
              loans including, for example, phone calls,
              letters and payment rescheduling plans in
              cases where delinquency is deemed temporary
              (e.g., illness or unemployment).
--------------                                                ----------------
1122(d)(4)(ix)Adjustments to interest rates or rates of
              return for mortgage loans with variable rates
              are computed based on the related mortgage
              loan documents.
--------------                                                ----------------
1122(d)(4)(x) Regarding any funds held in trust for an
              obligor (such as escrow accounts): (A) such
              funds are analyzed, in accordance with the
              obligor's mortgage loan documents, on at least
              an annual basis, or such other period
              specified in the transaction agreements; (B)
              interest on such funds is paid, or credited,
              to obligors in accordance with applicable
              mortgage loan documents and state laws; and
              (C) such funds are returned to the obligor
              within 30 calendar days of full repayment of
              the related mortgage loans, or such other
              number of days specified in the transaction
              agreements.
--------------                                                ----------------
1122(d)(4)(xi)Payments made on behalf of an obligor (such as tax or insurance payments) are made on or
              before the related penalty or expiration
              dates, as indicated on the appropriate bills
              or notices for such payments, provided that
              such support has been received by the servicer
              at least 30 calendar days prior to these
              dates, or such other number of days specified
              in the transaction agreements.
--------------                                                ----------------
1122(d)(4)(xiiAny late payment penalties in connection with
              any payment to be made on behalf of an obligor
              are paid from the servicer's funds and not
              charged to the obligor, unless the late
              payment was due to the obligor's error or
              omission.
--------------                                                ----------------
              Disbursements made on behalf of an obligor are
              posted within two business days to the
              obligor's records maintained by the servicer,
              or such other number of days specified in the
1122(d)(4)(xiitransaction agreements.
--------------                                                ----------------
1122(d)(4)(xiv)Delinquencies, charge-offs and uncollectible
              accounts are recognized and recorded in
              accordance with the transaction agreements.
--------------                                                ----------------
              Any external enhancement or other support,
              identified in Item 1114(a)(1) through (3) or
              Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)set forth in the transaction agreements.
--------------                                                ----------------
              ------------------------------------------------

------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date: _________________________

                                    By:  ________________________________
                                    Name:
                                    Title:

                                                                                EXHIBIT I-33

                  MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

                          dated as of  April 26, 2001

                                    between

                      EMC Mortgage Corporation Purchaser

                                    and

                       CENDANT MORTGAGE CORPORATION and

                          BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
                   (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)
                                          Sellers

                                   Schedules
A.    Mortgage Loan Schedule
B.    Content of Mortgage File
                        B-1 Purchaser's Mortgage File

   B-2 Servicer's Mortgage File

C.    Cendant Guidelines and Restrictions

                                                      Exhibits

Exhibit 2.05      Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.03(a)   Report P-4DL
Exhibit 5.03(b)   Report S-5L2
Exhibit 5.03(c)   Form of Notice of Foreclosure
Exhibit 5.04-1    Form of Collection Account Certification
Exhibit 5.04-2    Form of Collection Account Letter Agreement
Exhibit 5.06-1    Form of Escrow Account Certification
Exhibit 5.06-2    Form of Escrow Account Letter Agreement
Exhibit 6.02(a)   Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)   Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)   Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)   Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)   Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)   Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)   Report T-62E -- Liquidation Report
Exhibit 8.01      Report P-195  Delinquency Report
Exhibit 9   Term Sheet
Exhibit 10  Additional Collateral Assignment and Servicing Agreement

            MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

      This Mortgage Loan Flow Purchase, Sale & Servicing Agreement,  dated as of April
      26, 2001,  is entered into between EMC Mortgage  Corporation,  as the  Purchaser
      ("Purchaser"),  Cendant Mortgage  Corporation  ("Cendant Mortgage") and Bishop's
      Gate Residential  Mortgage Trust (formerly known as Cendant Residential Mortgage
      Trust)  (the  "Trust,"  together  with  Cendant  Mortgage,   the  "Sellers"  and
      individually, each a "Seller"), as the Sellers.

                            PRELIMINARY STATEMENT

1.  Cendant Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals' residences (each, a "Mortgage Loan"). The Trust is engaged in the business of purchasing such Mortgage Loans from Cendant Mortgage and selling same to investors.

2.  Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3.  Cendant Mortgage has established certain terms, conditions and loan programs, as described in Cendant Mortgage's Program and Underwriting Guidelines (the "Cendant Guide")
and Purchaser is willing to purchase Mortgage Loans that comply with the terms of such terms, conditions and loan programs. The applicable provisions of the Cendant Guide are attached hereto as Schedule C.

4.    Purchaser and Sellers desire to establish a flow program whereby Cendant Mortgage will
make Mortgage Loans which meet the applicable provisions of the  Cendant Guide, and
Purchaser will, on a regular basis, purchase such Mortgage Loans from Cendant Mortgage or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement.

5. Purchaser and  Sellers wish to prescribe the terms and manner of purchase by the
Purchaser and sale by the Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by Cendant Mortgage, as the Servicer (the "Servicer"), in this
Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the
Purchaser and the Sellers agree as follows:

ARTICLE I:  DEFINITIONS

Section 1.01            Defined Terms.

      Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

      "Acceptable Servicing Procedures:  The procedures, including prudent collection and loan administration procedures, and the standard of care (I) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in he jurisdictions in which the related Mortgage Properties are located and (ii) in accordance with FNMA Guide, subject to any variances negotiated with FNMA and subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that the
Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

      "Affiliate":  When used with reference to a specified Person, any Person that
(i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

      "Agreement":  This Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the Purchaser and the Sellers.

      "ALTA":  The American Land Title Association or any successor thereto..

      "Appraised Value":  With respect to any Mortgaged Property, the lesser of:  (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC; or (ii) the purchase price paid for the related Mortgaged
Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal made for the originator of such Refinanced
Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

      "ARM Loan":  An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

      "Assignment":  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

      "Bankruptcy Code":  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as
amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

      "Business Day":  Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed.

      "Buydown Mortgage Loan":  Any Mortgage Loan in respect of which, pursuant to a buydown agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the diference between the payments required under such buydown agreement and the Mortgage Note is provided from buydown funds.

      "Cendant Guide":  As defined in paragraph 3 of the Preliminary Statement to this
Agreement.

      "Closing Documents":  With respect to the initial Funding Date, the following documents:

(A)   two counterparts to this Agreement

(B)   the final Mortgage Loan Schedule for the related Transaction

(C)    the related Term Sheet

      "Code":  The Internal Revenue Code of 1986, as amended.

      "Collection Account":  The separate trust account or accounts created and maintained pursuant to Section 5.04 which shall be an Eligible Account and which shall be entitled
"Cendant Mortgage Corporation, as servicer and custodian for the Purchaser of Mortgage
Loans under the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of April
26, 2001 ."

      "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

       "Credit Documents": Those documents, comprising part of the Mortgage File, required of the Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the Guide.

"Cut Off Date": The first day of the month in which the related Funding Date occurs.

      "Defective Mortgage Loan":  As defined in Section 3.04(3).

      "Determination Date":  The 15th day of each calendar month, commencing on the 15th day of the month following the Funding Date, or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

      "Due Date":  With respect to any Mortgage Loan, the day of the month on which each
Monthly Payment is due thereon, exclusive of any days of grace.

      "Eligible Account":  One or more accounts (i) that are maintained with a depository institution the long-term unsecured debt obligations of which have been rated by each
Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) that are trust accounts with any depository institution held by the depository institution in its capacity as a corporate trustee, or (iii) the deposits in which are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Purchaser has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained.  In addition, solely with respect to Mortgage Loans which are not part of a securitization, "Eligible Account" shall include any accounts that meet the standards established from time to time by FNMA for eligible custodial depositories.

      "Environmental Assessment":  A "Phase I" environmental assessment of a Mortgaged
Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

      "Environmental Conditions Precedent to Foreclosure":  As defined in Section 5.15(v).

      "Environmental Laws":  All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

      "Escrow Account":  The separate trust account or accounts created and maintained pursuant to Section 5.06 which shall be an eligible account which shall be entitled
"Cendant Mortgage Corporation, as servicer and custodian for the Purchaser under the
Mortgage Loan Flow Purchase, Sale & and Servicing Agreement, dated as of April 26, 2001 (as amended), and various mortgagors."

      "Escrow Payments":  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

      "Event of Default":  Any one of the conditions or circumstances enumerated in
Section 10.01.

      "FDIC":  The Federal Deposit Insurance Corporation or any successor organization.

      "FHLMC":  The Federal Home Loan Mortgage Corporation (also known as Freddie Mac) or any successor organization.

      "FHLMC Servicing Guide":  The FHLMC/Freddie Mac Sellers' and Servicers' Guide in
effect on and after the Funding Date.

      "Fidelity Bond":  A fidelity bond to be maintained by the Servicer pursuant to
Section 5.12.

      "FNMA":  The Federal National Mortgage Association (also known as Fannie Mae) or any successor organization.

      "FNMA Guide":  The FNMA/Fannie Mae Selling Guide and the Servicing Guide,
collectively, in effect on and after the Funding Date.

      "Funding Date": Each date  that Purchaser purchases Mortgage Loans from the Sellers hereunder.

      "Gross Margin":  With respect to each ARM Loan, the fixed percentage added to the
Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

      "Independent":  With respect to any specified Person, such Person who:  (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the Purchaser, or their respective
Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

      "Index":  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

      "Insolvency  Proceeding":  With respect to any Person:  (i) any case, action, or proceeding  with respect to such Person  before any court or other  governmental authority  relating  to  bankruptcy,  reorganization,  insolvency,  liquidation, receivership,  dissolution,  winding-up,  or  relief  of  debtors;  or (ii)  any general  assignment  for the benefit of  creditors,  composition,  marshaling of assets for creditors,  or other, similar arrangement in respect of the creditors generally of such Person or any substantial  portion of such Person's creditors;
      in any case  undertaken  under  federal,  state or foreign  law,  including  the
      Bankruptcy Code.

      "Insurance Proceeds":  Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance Acceptable Servicing Procedures.

      "Lender Paid Mortgage Insurance Rate":  The Lender Paid Mortgage Insurance Rate for
any lender-paid Primary Insurance Policy shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

      "Legal Documents": Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

      "Liquidation Proceeds":  Amounts, other than Insurance Proceeds and Condemnation
Proceeds, received by the Servicer in connection with the liquidation of a defaulted
Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

      "Loan-to-Value Ratio" or "LTV":  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged Property or the purchase price.  The Loan-to-Value Ratio of any
Additional Collateral Mortgage Loan (as defined in Exhibit 10 hereto) shall be calculated by reducing the principal balance of such Additional Collateral Mortgage Loan by the amount of Additional Collateral (as defined in Exhibit 10 hereto) with respect to such Mortgage
Loan.

      "MAI Appraiser":  With respect to any real property, a member of the American
Institute of Real Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

      "Monthly Advance":  The aggregate amount of the advances made by the Servicer on any
Remittance Date pursuant to and as more fully described in Section 6.03.

      "Monthly Payment":  The scheduled monthly payment of principal and interest on a
Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

      "Monthly Period":   The period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

      "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

      "Mortgaged Property":  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

      "Mortgage File":  With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B to this Agreement.

      "Mortgage Loan":  Each individual mortgage loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments ,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement.  The Mortgage
Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Funding Date.

      "Mortgage Loan Remittance Rate": The gross interest rate of the Mortgage Loans less the Servicing Fee Rate and Lender Paid Mortgage Insurance Rate, if applicable.

            " Mortgage  Loan  Schedule:  With  respect to the Mortgage  Loans  included in a
Loan Pool to be sold  pursuant  to this  Agreement  on any  Funding  Date,  the  Schedule or
Schedules of Mortgage  Loans agreed to by the parties that  describes  such Mortgage  Loans, which  Schedule shall  set forth at least the  following  information  with  respect to each
Mortgage Loan to the extent applicable:  (1) the Mortgage Loan identifying  number,  (2) the city, state and zip code of the Mortgaged  Property,  (3)  the Mortgage  Interest Rate as of
the applicable  Cut-off Date,  (4) the Net Rate as of the  applicable  Cut-off Date, (5) the amount of the Monthly Payment as of the applicable  Cut-off Date,  (6) with  respect to each
ARM Loan,  the Gross Margin,  (7)  the scheduled or stated  Maturity Date,  (8) the  Cut-off
Date Principal  Balance of the Mortgage Loan,  (9) the  Loan-to-Value  Ratio at origination,
(10) with  respect to each ARM Loan, the first  Interest Rate  Adjustment  Date  immediately following the Closing Date for such Mortgage Loan,  (11) with  respect to each ARM Loan, the
Maximum  Mortgage  Interest  Rate,  (12) the  Mortgagor's  first and last name,  (13) a code
indicating  the  Mortgage  property  occupancy,   (14)  the  type  of  residential  dwelling
constituting  the  Mortgaged  Property,  (15) the  original  months  to  maturity,  (16) the original  date of the Mortgage  Loan and the  remaining  months to maturity from the Cut-off
Date based on the original amortization  schedule,  (17) the date on which the first Monthly
Payment  was  due  on  the  Mortgage  Loan,  (18)  the  amount  of the  Monthly  Payment  at origination,  (19) the last Due Date on which a Monthly Payment was actually  applied to the
Unpaid Principal  Balance,  (20) the original  principal amount of the Mortgage Loan, (21) a code indicating the purpose of the loan (i.e.,  purchase financing,  rate/term  refinancing, cash-out refinancing), (22) the Mortgage Interest Rate at origination,  (23) with respect to each ARM Loan, the periodic rate cap, (24) with respect to each ARM Loan, the Index,  (25) a code  indicating  whether the Mortgage  Loan is an ARM Loan or a fixed rate  Mortgage  Loan,
(26) a Primary Mortgage  Insurance insurer code,  percent and policy number (if applicable),
(27) the  Appraised  Value of the Mortgaged  Property,  (28) the sale price of the Mortgaged
Property,  if  applicable,  (29) a code  indicating  if the  Mortgage  Loan is  subject to a prepayment  penalty,  (30) the Servicing Fee Rate, (31) a code indicating whether or not the
Mortgage Loan is the subject of a lender-paid  Primary  Insurance Policy and, if so the name of the insurer,  the coverage  percentage,  the policy  number and the Lender Paid  Mortgage
Insurance Rate (32) if the Due Date is other than the first day of the month,  the Due Date,
(33) the first Interest Rate Adjustment Date after  origination,  (34) the Initial Rate Cap,
(35) the Minimum  Mortgage  Interest Rate,  (36) a code  indicating the document type (e.g., full, alt, etc.), (37) a credit score or mortgage score,  (38) a code indicating  whether or not the  Mortgage  Loan is  subjuect  of a buydown  and,  if so,  the period and terms o the buydowns (e.g.  3-2-1,  2-1, ect),  (39) a code  indicating  whether the Mortgage Loan is an additional  collateral Mortgage Loan and the product code (e.g., Mortgage 100, Parent Power, ect.),  and (40) if  applicable,  the  pledge  amount,  (41) if  applicable,  the  effective loan-to-value  ratio.  In addition,  with respect to Mortgage  Loans in the  aggregate,  the
Schedule shall  set forth at least the following  information  for Mortgage  Loans:  Cut-Off
Date  Principal  Balance,  weighted  average of the Net Rates and  weighted  average time to maturity.  "Mortgage  Loan  Schedule"  is the  collective  reference to each of the Mortgage
Loan Schedules delivered by the Sellers to the Purchaser pursuant to this Agreement.

      Mortgage Loan Schedule":  The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on
Schedule A hereto. A Mortgage Loan Schedule will be prepared for each Funding
Date."Mortgage Note":  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      "Mortgagor":  The obligor on a Mortgage Note.

      "Note Rate":  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

      "Officers' Certificate":  A certificate signed by (i) the President or a Vice
President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or
Assistant Secretaries of the Servicer, and delivered by the Servicer to the Purchaser as required by this Agreement.

      "Payoff":  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such
Mortgage Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest  with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

      "Permitted Investments":   Any one or more of the obligations and securities listed
below which investment provides for a date of maturity not later than the Determination
Date in each month:
            (i) direct  obligations  of, and  obligations  fully  guaranteed  by, the United
      States of America,  or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America; and

            (ii) federal funds,  demand and time deposits in,  certificates  of deposits of, or  bankers'  acceptances  issued  by, any  depository  institution  or trust  company incorporated  or organized under the laws of the United States of America or any state thereof and subject to  supervision  and  examination  by federal and/or state banking authorities,  so long as at the  time of such  investment  or  contractual  commitment
      providing  for  such  investment  the  commercial   paper  or  other  short-term  debt
      obligations  of such  depository  institution  or trust  company (or, in the case of a depository  institution  or trust  company  which  is the  principal  subsidiary  of a holding  company,  the commercial  paper or other  short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service,  Inc. and the long-term debt  obligations  of such  holding  company)  are rated  "P-1" by  Moody's  Investors
      Service,  Inc. and the long-term debt  obligations of such  depository  institution or trust company (or, in the case of a depository  institution  or trust company which is the principal  subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

      "Person":  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

      "Prepaid Monthly Payment":  Any Monthly Payment received prior to its scheduled Due
Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

      "Primary Insurance Policy":  Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

      "Principal Prepayment":  Any payment or other recovery of principal on a Mortgage
Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

      "Purchaser":  EMC Mortgage Corporation or its successor in interest or any successor under this Agreement appointed as herein provided.

      "Purchaser's Account":  The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the "Purchaser's
Account."

       "Purchase Price":  as to each Mortgage Loan to be sold hereunder, the price set forth in the Purchase Price and Terms Letter and related Term Sheet.

      "Purchase Price and Terms Letter": With respect to each purchase of Mortgage Loans, that certain letter agreement setting forth the general terms and conditions of such transaction and identifying the Mortgage Loans to be purchased thereunder by and between the Seller and the Purchaser.

      "Qualified  Mortgage  Insurer":  American  Guaranty  Corporation,   Commonwealth
      Mortgage  Assurance  Company,  General Electric  Mortgage  Insurance  Companies,
      Mortgage  Guaranty  Insurance  Corporation,   PMI  Mortgage  Insurance  Company,
      Republic  Mortgage  Insurance Company or United Guaranty  Residential  Insurance
      Corporation.

      "Rate Adjustment Date":  With respect to each ARM Loan, the date on which the Note
Rate adjusts.

      "Rating  Agency":  Standard  &  Poor's  Ratings  Services,  a  division  of  The
      McGraw-Hill   Companies,   Moody's  Investors  Service,  Inc.,  Fitch  Investors
      Service, Inc. or Duff & Phelps Credit Rating Co.

      "Record  Date":  The close of  business  of the last  Business  Day of the month preceding the month of the related Remittance Date.

      "Refinanced Mortgage Loan":  A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

      "REMIC":  A "real  estate  mortgage  investment  conduit"  within the meaning of
      Section 860D of the Internal  Revenue Code or any similar tax vehicle  providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

      "Remittance Date":  The 18th  day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the next Business Day immediately preceding such 18th day.

      "Remittance  Rate":  With respect to each Mortgage  Loan,  the related Note Rate minus the Servicing Fee Rate.

"REO Disposition":  The final sale by the Servicer of any REO Property.

"REO  Disposition  Proceeds":  Amounts  received by the Company in connection with a related
REO Disposition.

      "REO Property":  A Mortgaged Property acquired by the Servicer on behalf of the
Purchaser as described in Section 5.13.

      "Repurchase Price":  As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred  or (b) any Mortgage Loan required to be repurchased pursuant to Section 3.04 and/or Section 7.02, an amount equal to the Unpaid
Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the  end of the month of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

      "Scheduled Principal Balance":  With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing
(a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.03.

      "Sellers":  Cendant Mortgage Corporation,  a New Jersey corporation and Bishop's
      Gate Residential  Mortgage Trust (formerly known as Cendant Residential Mortgage
      Trust),  a Delaware  business  trust,  or their  successors  in  interest or any successor under this Agreement appointed as herein provided.

      "Servicer":  Cendant Mortgage Corporation, a New Jersey corporation.

      "Servicer's Mortgage File":  The documents pertaining to a particular Mortgage Loan which are specified on Exhibit S-1 attached hereto and any additional documents required to be included or added to the "Servicer's Mortgage File" pursuant to this Agreement.

      "Servicing Advances":  All "out of pocket" costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys'
fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged
Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer's obligations under Section 5.08.

      "Servicing Event":  Any of the following events with respect to any Mortgage Loan:
(i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an
Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person's debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v)
any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification
(as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such
Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

      "Servicing  Fee":  The annual fee,  payable  monthly to the  Servicer out of the interest  portion of the Monthly  Payment  actually  received  on each  Mortgage
      Loan.  The  Servicing  Fee with respect to each  Mortgage  Loan for any calendar month (or a portion  thereof) shall be 1/12 of the product of (i) the  Scheduled
      Principal  Balance  of  the  Mortgage  Loan  and  (ii) the  Servicing  Fee  Rate
      applicable to such Mortgage Loan.

      "Servicing Fee Rate":  (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer's option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum. Such rate will be indicated
on the Mortgage Loan Schedule.

      "Servicing Officer":  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

      "Specially Serviced Mortgage Loan":  A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

      "Unpaid Principal Balance":  With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note.

              ARTICLE II: SALE AND CONVEYANCE OF MORTGAGE LOANS;  POSSESSION OF MORTGAGE
FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01      Sale and Conveyance of Mortgage Loans.

      Seller agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, on the price and terms set forth herein. Purchaser, on any Funding Date, shall be obligated to purchase only such
Mortgage Loans set forth in the applicable Mortgage Loan Schedule attached to the applicable Term Sheet, subject to the terms and conditions of this Agreement and the applicable Term Sheet.

      Purchaser will purchase Mortgage Loan(s) from Seller, from time to time on such
Funding Dates as may be agreed upon by Purchaser and Seller.The closing shall, at
Purchaser's option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the
Funding Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

      Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than five business days prior to the Funding Date, Seller will deliver to
Purchaser or  its designee Legal Documents required pursuant to Schedule B. Upon
Purchaser's request, Seller shall make the Credit Documents available to Purchaser for review, at Seller's place of business and during reasonable business hours. If Purchaser makes such examination prior to the Funding Date and identifies any Mortgage Loans that do not conform to the Cendant Guide or are otherwise unacceptable to Purchaser, such Mortgage
Loans will be deleted from the Mortgage Loan Schedule at Purchaser's discretion.  Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser's rights to demand repurchase, substitution or other relief as provided herein.

      On the Funding Date and in accordance with the terms herein, Purchaser will pay to
Seller, by wire transfer of immediately available funds, the Purchase Price, together with interest at the Mortgage Loan Remittance Rate from the Cut-Off Date to the Funding Date, according to the instructions to be provided, respectively, by Cendant Mortgage and the
Trust.

      Purchaser  shall be entitled to all  scheduled  principal  due after the Cut-Off Date, all other  recoveries of principal  collected  after the Funding Date and all payments of interest on the Mortgage  Loans  (minus that  portion of any such payment  which is allocable  to the period prior to the Funding  Date).  The  principal  balance of each
      Mortgage Loan as of the Funding Date is determined  after  application  of payments of principal  due on or before the  Funding  Date  whether or not  collected.  Therefore, payments  of  scheduled  principal  and  interest  prepaid  for a due date  beyond the
      Funding  Date shall not be applied to the  principal  balance as of the Funding  Date.
      Such prepaid  amounts shall be the property of  Purchaser.  Seller shall hold any such prepaid  amounts for the benefit of Purchaser for  subsequent  remittance by Seller to
      Purchaser.  All scheduled  payments of principal due on or before the Funding Date and collected by Seller after the Funding Date shall belong to Seller.

Section 2.02            Possession of Mortgage Files.

      Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The contents of such Mortgage File not delivered to the Purchaser or Purchaser's designee are and shall be held in trust by the Seller for the benefit of the
Purchaser as the owner thereof and the Sellers' possession of the contents of each Mortgage
File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only.  Mortgage Files shall be maintained separately from the other books and records of the Seller.  Each Seller shall release from its custody  the contents of any
Mortgage File only in accordance with written instructions from the Purchaser, except where such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to a Seller or the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by such Person in trust for the benefit of the
Purchaser in accordance with this Section 2.02.  Such Person shall return to the Purchaser such documents when such Person's need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by a Seller or the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

At the option of Puchaser, the Mortgage Files shall be held by document custodian in accordance with the terms of a custodial agreement.

Section 2.03            Books and Records.

      The sale of each of the Mortgage Loans shall be reflected on the applicable Seller's balance sheet and other financial statements as a sale of assets by the applicable Seller.
Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04      Defective Documents; Delivery of Mortgage Loan Documents .

      Subsequent to the Funding Date, if the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a "Defect"), the party discovering such Defect shall promptly so notify the other parties.  If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 45 days within which to correct or cure any such defect after the earlier of such Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within such 45 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  If the Defect pertains to any other document constituting a part of a
Mortgage File, then such Seller shall have a period of 90 days within which to correct or cure any such Defect after the earlier of such Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within the 90 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  Cendant Mortgage hereby covenants and agrees that, if any material Defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon Cendant Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04(3).

      The applicable Seller will, with respect to each Mortgage Loan to be purchased by the  Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in
Section 2.01.  If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified by such public recording office to be a true and complete copy of the recorded original thereof.

      If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof.  Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within 180 days following the Funding Date, then, upon written notice by the Purchaser to
Cendant Mortgage, the Purchaser may, in its sole discretion, then elect (by providing written notice to Cendant Mortgage) to treat such Mortgage Loan as a Defective Mortgage
Loan, whereupon Cendant Mortgage shall repurchase such Mortgage Loan by paying to the
Purchaser the Repurchase Price therefor in accordance with Section 3.04(3). The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the
Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

      At the Purchaser's request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records.  If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded.  All recording fees related to such a one-time recordation of the
Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05            Transfer of Mortgage Loans.

      Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the
Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Purchaser with respect to such
Mortgage Loans.  The Sellers recognize that the Mortgage Loans may be divided into
"packages" for resale ("Mortgage Loan Packages").

      All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees.  All references to the Purchaser shall be deemed to include its assignees or designees.  Utilizing resources reasonably available to the Seller without incurring any cost except the Seller's overhead and employees' salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this
Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller's overhead or employees' salaries.

      The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans prior to the immediately preceding Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage
Loans.

      Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans may review and underwrite the Servicer's servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort.  The Servicer shall make the Mortgage Files related to the
Mortgage Loans held by the Servicer available at the Servicer's principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 5 Business Days prior notice).  The
Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer's premises.
      The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of
Mortgage Loans.  The Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in substantially the form of Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and
Recognition Agreement shall have been delivered to the Servicer.  The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the
Purchaser by executing such Assignment, Assumption and Recognition Agreement.  The Servicer
shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

91

ARTICLE III:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE; REVIEW OF
MORTGAGE LOANS

Section 3.01      Representations and Warranties of each Seller.

      Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each Funding Date or as of such date specifically provided herein:

(1)    Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to Cendant Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2)   Due Authority.  Cendant Mortgage had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3)   No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage
Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4)   Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
Agreement;

(5)   No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets)
is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller's knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6)   Financial Statements.  Cendant Mortgage has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Cendant Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  The
Trust has delivered to the Purchaser financial statements dated as of December 31, 2000 and a copy of its Offering Circular dated May 21, 1998 (the "Trust Financials") and such Trust
Financials  fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust.  Except as has previously been disclosed to the Purchaser in writing, there has been no change in such
Trust Financials since their date and the Trust is not aware of any errors or omissions therein;

(7)   No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of
Cendant Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8)   No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement or the Mortgage Loans, or have a material adverse effect on the financial condition of the Seller;

(9)   No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage
Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11)  No Broker.  The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(12)  No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or in connection with the transactions contemplated herein or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

 (13) No Fraud.  Each Mortgage Loan being sold by the Seller to the Purchaser hereunder was originated and/or acquired by the Seller and sold to the Purchaser in each instance without any conduct (whether directed toward the Purchaser or otherwise) constituting fraud or misrepresentation on the part of the Seller;

(14)  No Adverse Selection.  The Seller has used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding conventional home mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.03 could be made;

Section 3.02      Representations and Warranties of the Servicer.

         The Servicer represents, warrants and covenants to the Purchaser that as of the
Funding Date or as of such date specifically provided herein:

(1)      Ability to Service.  The Servicer is an approved seller/servicer for FNMA and
FHLMC in good standing and is a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  No event has occurred that would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements or that would require notification to either FNMA or FHLMC;

(2)   Collection Practices.  The origination, servicing and collection practices used by the Servicer and any prior originator and servicer with respect to each  Mortgage Loan
(including, without limitation, the establishment, maintenance, and servicing of the Escrow
Accounts, if any) have been in all respects legal, proper and prudent in the mortgage servicing business and in accordance with the terms of the Mortgage Loan documents an
Acceptable Servicing Procedures.  With respect to Escrow Accounts and escrow payments that the Servicer is entitled to collect, there are no deficiencies for which customary arrangements for repayment have not been made.  All escrow payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents.  If such Mortgage Loan is the subject to an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  Any Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

 (3)   Due Organization.  The Servicer is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Servicer by any state having jurisdiction and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and service each Mortgage Loan in accordance with the terms of this Agreement.

(4)   Due Authority.  Servicier has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this
Agreement.  The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(5)   No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the
Purchaser to realize on the Mortgage Loans;

(6)   Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
Agreement;

(7)   No Material Default.  Neither the Servicer nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Servicer or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the
Servicer to perform under this Agreement, nor, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(8)   Financial Statements.  Servicer has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000.  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Servicer and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

(9)   No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of its financial statements that would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(10)  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened, against the Servicer, which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the
Servicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Servicer;

(11)  No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(12)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer;

(13)  No Broker.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(14)  No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a
fact necessary to make the statements contained therein not misleading.

Section 3.03      Representations and Warranties as to Individual Mortgage Loans .

      With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan.  Such representations and warranties speak as of the
Funding Date unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(1)    Mortgage Loan as Described.  Each Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects;

(2)    Complete Mortgage Files.  The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the
                        Purchaser or Purchaser's designee in compliance with the
                        requirements of Article II.  The Seller is in possession of a
                        Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser;

(3)    Owner of Record.  The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller or
                        Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(4)    Payments Current.  All payments required to be made up to and including the Funding
                        Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent
                        30 days or more on the Funding Date, and has not been so delinquent in the twelve months prior to the Funding Date;

(5)    No Outstanding Charges.  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(6)    Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage Loan Schedule;

(7)    No Defenses.  The Mortgage Note and the Mortgage related to such Mortgage Loan are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(8)     Hazard Insurance.  (a) All buildings upon the Mortgaged Property related to such
                        Mortgage Loan are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or Section 5.11.  All such insurance policies (collectively, the "hazard insurance policy")
                        contain a standard mortgagee clause naming the originator of such
                        Mortgage Loan, its successors and assigns, as mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid.  The related
                        Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor's cost and expense, and on such
                        Mortgagor's failure to do so, authorizes the holder of such
                        Mortgage to maintain such insurance at such Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor; or
                        (b) in the case of a condominium or PUD project that is not covered by an individual policy, the condominium or PUD project is covered by a "master" or "blanket" policy and there exists and is in the
                        Servicer's Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage or share loan is covered under such policy.  The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage
                        Loan (and its successors and assigns), as insured mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid.  The insurance policy provides for advance notice to the Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Seller's interests is made; the certificate includes the types and amounts of coverage provided, describes any
                        endorsements that are part of the "master" policy and would be acceptable pursuant to the FNMA Guide;

(9)     Compliance With Applicable Laws.  All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

(10)   No Satisfaction of Mortgage.  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(11)   Valid First Lien.  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged
                        Property, including all improvements on the related Mortgaged
                        Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the
                        Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such
                        Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender's title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property;

(12)   Validity of Documents.  The Mortgage Note and the Mortgage related to such Mortgage
                        Loan are genuine and each is the legal, valid and binding
                        obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(13)    Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such
                        Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties;

(14) Full Disbursement of Proceeds.  Such Mortgage Loan has closed and the proceeds of such
Mortgage Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within
120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent;

(15) Ownership.  The Mortgage Note and the Mortgage related to such Mortgage Loan or any interest or participation therein have not been assigned, pledged or otherwise transferred by the applicable Seller, and the Seller has good and marketable title thereto, and the
Seller is the sole owner thereof and has full right and authority to transfer and sell such
Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (16) Doing Business.  All parties that have had any interest in such Mortgage
Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged
Property is located. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(17) Title Insurance.  (a) Such Mortgage Loan is covered by an ALTA lender's title insurance policy or short form title policy acceptable to FNMA and FHLMC (or, in jurisdictions where ALTA policies are not generally approved for use, a lender's title insurance policy acceptable to FNMA and FHLMC), issued by a title insurer acceptable to
FNMA and FHLMC and qualified to do business in the jurisdiction where the related Mortgaged
Property is located, insuring (subject to the exceptions contained in clauses (11(a) and
(b) above) the Seller or Servicier, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment.  Additionally, such lender's title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged
Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The Seller or Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the
Purchaser without any further act.  No claims have been made under such lender's title insurance policy, no prior holder of the related Mortgage (including the Seller) has done, by act or omission, anything that would impair the coverage of such lender's insurance policy, and, there is no act, omission, condition, or information that would impair the coverage of such lender's insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of FNMA and FHLMC;

(18) No Defaults.  (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; (b)  there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an Insolvency Proceeding;
(d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; and (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan;

(19) No Mechanics' Liens.  There are no mechanics' or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(20) Location of Improvements; No Encroachments.  , all improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the FNMA Guide and the FHLMC Selling Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(21) Origination; Payment Terms.  Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such
Mortgage Loan.  If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule.  The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule;

(22) Due On Sale.  Except as noted otherwise on the Mortgage Loan Schedule, the related
Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(23) Prepayment Penalty.  Except as noted otherwise on the Mortgage Loan Schedule, such
Mortgage Loan is not subject to any Prepayment Penalty. If a Mortgage Loan has a prepayment penalty such prepayment penalty is enforceable and is permitted pursuant to federal, state, and local law;

(24) Mortgaged Property Undamaged; No Condemnation.  As of the Funding Date, the related
Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(25) Customary Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(26) Conformance With Underwriting Standards. Each Mortgage Loan was underwritten in accordance with underwriting standards of Cendant Mortgage as set forth in the Cendant
Guide;

(27) Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by FNMA and FHLMC, signed prior to the approval of such
Mortgage Loan application by an appraiser, duly appointed by the originator of such
Mortgage Loan, whose compensation is not affected by the approval or disapproval of such
Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC for appraisers and who had no  interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof.  Such appraisal was made in accordance with the relevant provisions o the Financial Institutions Reform, Recovery and Enforcement Act of 1969, as in effect on the date of such Mortgage Loan was originated.;

(28) Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

(29) LTV; Primary Mortgage Insurance Policy.  Except with respect to Additional Collateral
Mortgage Loans (as defined in Exhibit 10 hereto) if such Mortgage Loan had a Loan-to-Value
Ratio of more than 80% at origination, and is not originated under an additional collateral mortgage loan program, such Mortgage Loan is and will be subject to a Primary Insurance
Policy issued by a Qualified Mortgage Insurer, which insures the Seller or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule.
All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any related Mortgage subject to any such Primary Insurance Policy ( which is not a
"Lender-Paid" Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  As of the date of origination, the Loan-to-Value Ratio of such
Mortgage Loan is as specified in the applicable Mortgage Loan Schedule.  ;

(30) Occupancy.  As of the date of origination of such Mortgage Loan, the related Mortgaged
Property is lawfully occupied under applicable law;

(31) Supervision and Examination by a Federal or State Authority.  Each Mortgage Loan
either was (a) closed in the name of the Cendant Mortgage, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to Sections 203 and 211 of the National Housing Act (a "HUD Approved
Mortgagee"), and was so at the time such Mortgage Loan was originated (Cendant Mortgage or such other entity, the "Originator") or (c) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator's underwriting criteria at the time of origination and was originated in accordance with the Originator's policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  The Mortgage Loans that the Trust is selling to Purchaser were originated by or on behalf of Cendant Mortgage and subsequently assigned to the Trust.

(32) Adjustments.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(33)  Insolvency Proceedings; Soldiers' and Sailors' Relief Act. The related Mortgagor
(1) is not the subject of any Insolvency Proceeding; and (2) has not notified the Seller of any relief requested by or allowed to such Mortgagor under the Soldiers' and Sailors' Civil
Relief Act of 1940;

(34) FNMA/FHLMC Documents.  Such Mortgage Loan was closed on standard FNMA or FHLMC documents or on such documents otherwise acceptable to them.

(35)  Acceptable Investment.  To the best of Seller's knowledge, there is no circumstance or condition with respect to the related Mortgage File, Mortgage, Mortgaged Property,
Mortgagor or Mortgagor's credit standing, including but not limited to 'limited income documentation programs' whereby the lending decision is based upon factors other than the
Mortgagor's income, that can reasonably be expected to cause private institutional investors to regard such Mortgage Loan as an unacceptable investment, cause such Mortgage
Loan to become delinquent, or adversely affect the value or marketability of such Mortgage
Loan;

(36)  No Fraud.  No error, omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan;

(37)  Insurance Policies.  To the best of the Seller's knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of such
    Mortgage Loan has taken place on the part of any Person (including the related
    Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan or in the application for any insurance relating to such Mortgage Loan) that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for such Mortgage Loan;

(38)  Disclosure Materials.  The related Mortgagor has received all disclosure materials required by applicable law with respect to the making of conventional mortgage loans and has executed a written acknowledgment to such effect, which acknowledgment is contained in the Servicer's Mortgage File:

(39)  No Trade-In or Exchange.  Such Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale or exchange of an REO Property;

(40)  No Environmental Hazards.  As of the date of origination of such Mortgage Loan, the
    Seller had no actual knowledge of the presence of any Hazardous Substances, or other environmental hazards, on, in, or that could affect the related Mortgaged Property;

(41)  Sellers agree that is shall not solicit any mortgage (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television on radio, in magazines, on the Internet, or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute "direct solicitation" and shall not violate this covenant.

(42)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located:

(43) With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b)
other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security
Agreement.  There are no liens against or security interest in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loans), which have priority over the
Seller's security interest in such cooperative shares;

(44)  With respect to each Cooperative Loan, a search for filings of financing statements has been made by a Seller competent to make the same, which Seller is acceptable to Fannie
Mae or FHLMC, and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Cooperative Loan;

(45)  With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation"
within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(46)  With respect to each Cooperative Loan, (a) the terms of the related proprietary lease or occupancy agreement is longer than the terms of the Cooperative Loan, (b) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and
(c) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative

(47)  The Mortgaged Property is located in the state identified in the Mortgage Loan
Schedule and consists of a single, contiguous parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Cendant Guide requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged
Property was being used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Cendant Guide eligibility requirements or is located in a condominium or  planned unit development project which has received Cendant project approval and the representations and warranties required by
Cendant with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(48)  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the applicable Periodic Cap on any Adjustment
Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage
Loan.  Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such
Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization.  None of the Mortgage Loans contain a balloon feature, are graduated payment mortgages or shared appreciation mortgages;

(49)  With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i) On or before the date of origination of such Mortgage Loan, the Company and the
Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary
Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each
Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a
Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan
satisfies the requirements of Fannie Mae guidelines;

(ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown
Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown
Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the
Mortgaged Property;

Section 3.04       Repurchase.

(1)         It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the
Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any
Mortgage File.

(2)   Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein, the party discovering such breach shall give prompt written notice to the other.

(3)   Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein(a
"Defective Mortgage Loan"; provided that "Defective Mortgage Loan" shall also include any
Mortgage Loan treated or designated as such in accordance with Section 2.04) within which to correct or cure such breach.  If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same.  Each Seller hereby covenants and agrees with respect to each
Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price.

(4)   Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04(3) by wire transfer of immediately available funds directly to the Purchaser's Account.  It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04(4) to cure any breach of such Seller's representations and warranties contained in Section 3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the Purchaser in connection with any breach of a Seller's representations and warranties contained in Section 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

(5)       The parties further agree that, in recognition of the Trust's rights against
   Cendant Mortgage
with respect to the Mortgage Loans acquired by it from Cendant Mortgage and conveyed to the
Purchaser hereunder, the Purchaser shall have the right to cause Cendant Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by the
Trust of Section 3.03 (3) or 3.03(15) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05      Certain Covenants of each Seller and the Servicer.

Without incurring undue effort or any cost except the Seller's overhead or employees'
salaries, each Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests, in securitizing the Mortgage Loans and selling undivided interests in such
Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b)  providing information relating to delinquencies and defaults with respect to the Servicer's servicing portfolio (or such portion thereof as is similar to the
Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated "AAA" (including a securitization involving a REMIC) (a "Securitization"), and (d) providing as of the date of such securitization representations and warranties as to the Seller and the Mortgage Loans, which are consistent with the representations and warranties contained in this Agreement, but modified, if necessary, to reflect changes since the Funding Date and also providing such reasonable and customary indemnification to the Purchaser or its affiliates. In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser's sole cost and expense.  In the event that a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders is requested by the Purchaser, the Servicer agrees to service the
Mortgage Loans in accordance with the reasonable and customary requirements of such
Securitization, which may include the Servicer's acting as a subservicer in a master servicing arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans.The cost of such securitization shall be borne by the Purchaser, other than the Seller's overhead or employees' salaries.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PREDCEDENT TO FUNDING

Section 4.01      Representations and Warranties.

      The Purchaser represents, warrants and covenants to the Seller that as of each
Funding Date or as of such date specifically provided herein:

(1) Due Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the
Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority.  The Purchaser had the full power and authority and legal right to acquire the Mortgage Loans that it acquired.  The Purchaser has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this
Agreement.  The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict.  None of the execution and delivery of this Agreement, the acquisition , of the Mortgage Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform.  The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
Agreement;

(5)  No Material Default.  The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the  of the Purchaser's knowledge, has any event occurred which, with notice, lapse of time or both) would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(6)  No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Purchaser since the date of the
Purchaser's financial statements that would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(7) Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser's knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(8) Broker.  The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(9) No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the
Mortgage Loans from the Seller or the consummation of the transactions contemplated by this
Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10) Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser; and

(11)  Non-Petition Agreement. The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop's Gate
Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop's Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop's
Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop's Gate Residential Mortgage Trust.  This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser.

(12) The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant.

Section 4.02.  Conditions Precedent to Closing.

Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a)   All of the representations and warranties of Seller under the Cendant Guide, and of
            Seller and Purchaser under this Agreement shall be true and correct as of the
            Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement or under the Cendant Guide;

(b)   Purchaser shall have received, or Purchaser's attorneys shall have received in escrow, all Closing Documentsas specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than
            Purchaser as required pursuant to the respective terms thereof; and

(c)   All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable Purchase Price as provided herein.

ARTICLE V: ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01      Cendant Mortgage to Act as Servicer; Servicing Standards; Additional
Documents; Consent of the Purchaser.

(1)   The Servicer, as independent contract servicer, shall service and administer the
   Mortgage Loans and REO Property from and after each Funding Date in accordance with the terms and provisions of the Mortgage Loans, applicable law, Acceptable Servicing
   Procedures and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the
   Servicer may have with any Mortgagor or other Person, the participation, if any, of the
   Servicer in any financing provided in connection with the sale of any Mortgaged
   Property, or the Servicer's obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates' account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans.  Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes;
   provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Seller, including with respect to
   Servicing Fees.

      Any Additional Collateral Mortgage Loans (as defined in Exhibit 10 hereto), will be serviced in accordance with the terms of the Additional Collateral Assignment and Servicing
Agreement (attached hereto as Exhibit 10) and the terms of this Agreement.

(2)         To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation
Proceeds, (d) to consent to the application of any Insurance Proceeds or Condemnation
Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to
effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement.  If reasonably requested by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the
Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property. Nothing contained in this Agreement shall limit the ability of the
Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the
Servicer were not a party to this Agreement or to the transactions contemplated hereby.
Unless such business or dealings adversely affect the value of a Mortgage Loan or the interest of Purchaser in a Mortgage Loan.

(3)         Notwithstanding anything to the contrary contained herein:

            (a)   the Servicer acknowledges that the Purchaser or its designee will
(subject to the provisions of Section 5.13) retain title to, and ownership of, the Mortgage
Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO
Property or any portion thereof, unless otherwise requested by the Purchaser in accordance with Section 5.13; 5.13 says we can take title

            (b)   the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage
Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

            (c)   the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by FNMA, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser's written consent
(such approval will not be unreasonably withheld) prior to the Servicer taking any of the following actions:  (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, ; (2) selling any Specially
Serviced Mortgage Loan or REO Property; (3) making, with respect to any Specially Serviced
Mortgage Loan or REO Property, Servicing Advances (irrespective of whether non-recoverable); provided that the Servicer shall not be required to so advise the
Purchaser to the extent that each related Servicing Advance as to the related Mortgaged
Property or REO Property is not in excess of $10,000; (4) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan; (5) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 20 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have rejected such recommended action(s) and
theServicer shall not take any such action(s);

            (d)   the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the
Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

            (e)   the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and
            (f)   the Purchaser may at any time and from time to time, in its sole discretion, upon 10 Business Days written notice to the Servicer, terminate the Servicer's servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage
Loan that, in accordance with the Purchaser's internal credit classification criteria, has been classified as "doubtful" or a "loss."  Upon the effectiveness of any such termination of the Servicer's servicing obligations with respect to any such REO Property or Mortgage
Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law.

Section 5.02      Collection of Mortgage Loan Payments.

      Continuously from the date hereof until the principal and interest on all Mortgage
Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01.  Furthermore, the
Servicer shall  ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

 Section 5.03     Collection of Mortgage Loan Payments.

      The Servicer shall, within five (5) calendar days following each Record Date, deliver to the Purchaser monthly reports (substantially in the form of Exhibit 5.03(a) and Exhibit
5.03(b) attached hereto) with respect to all Specially Serviced Mortgage Loans.  In addition, the Servicer shall, within one (1) Business Day following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Purchaser a notice of foreclosure sale substantially in the form of Exhibit 5.03(c) attached hereto.

Section 5.04      Establishment of Collection Account; Deposits in Collection Account.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts constituting Eligible Accounts, with any funds in excess of the current
FDIC established insurance limits invested in Permitted Investments.  The creation of any
Collection Account shall be evidenced by a certification in the form of Exhibit 5.04-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form of Exhibit 5.04-2 attached hereto, in the case of an account held by a depository other than the Servicer.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

      The Servicer shall deposit in the Collection Account on a daily basis, within two
Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (7), (8) and (9) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Funding Date, or received by it prior to the Funding Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the
Funding Date:

1)    all payments on account of principal, including Principal Prepayments, on the
   Mortgage Loans;

2)    all payments on account of interest on the Mortgage Loans;

3)    all Liquidation Proceeds;

4)  all REO Disposition Proceeds

4)    all Insurance Proceeds, including amounts required to be deposited pursuant to
   Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable
   Mortgagors in accordance with the Servicer's normal servicing procedures and Acceptable
   Servicing Procedures, the related Mortgages or applicable law;

5)    all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer's normal servicing procedures, the related
   Mortgage or applicable law;

6)    any Monthly Advances in accordance with Section 6.03;

7)    any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit to be made from the Servicer's own funds without reimbursement therefor;

8)    any amounts required to be deposited by the Servicer pursuant to Section 5.16(ii) in connection with any losses on Permitted Investments; and

9)    any amounts required to be deposited in the Collection Account pursuant to
   Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof.

10)   interest on the amount of any Payoff at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs.

      The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05      Permitted Withdrawals from the Collection Account.

      The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

1)    to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (other than with respect to REO Properties) that are approved by the Purchaser as being non-recoverable in accordance with Section 6.04;
2)    to make payments to the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;
3)    to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this Subsection 3 being limited to amounts received on the related Mortgage
   Loan which represent late payments of principal and/or interest with respect to which any such Monthly Advance was made;
4)    to reimburse itself for unreimbursed Servicing Advances (other than with respect to
   REO Properties) and for unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this Subsection 4 with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the
   Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where  a Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to
   Sections 2.04, 3.04 and/or 7.02, the Servicer's right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase
   Price and all other amounts required to be paid to the Purchaser with respect to such
   Mortgage Loan;
5)    to pay to itself, solely out of the interest portion of the Monthly Payment actually received with respect to a Mortgage Loan during the period ending on the most recent
   Determination Date, the Servicing Fee with respect to such Mortgage Loan;
6)    to pay to itself as additional servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any prepayment penalties or premiums relating to any
   Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;
7)    to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Purchaser);
8)    to remove any amounts deposited into the Collection Account in error; and
9)    to clear and terminate the Collection Account upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this
   Agreement.
10) to make payments to the primary mortgage insurer for Mortgage Loans with  lender-paid
Primary Insurance Policy.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage
Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the
Collection Account pursuant to this Section.

Section 5.06       Establishment of Escrow Accounts; Deposits in Escrow.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a certification in the form shown on Exhibit 5.06-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form shown on Exhibit 5.06-2 attached hereto, in the case of an account held by a depository other than the Servicer, such depository having been consented to by the Purchaser.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

      The Servicer shall deposit in each Escrow Account on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this
Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.  The Servicer shall be responsible for ensuring that the administrator of the Escrow Account complies with all applicable laws, and shall indemnify and hold the Purchaser harmless with respect to the administration of such Accounts.

Section 5.07      Permitted Withdrawals From Escrow Accounts.

      Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the
Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property in accordance with the terms of the related
Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a
Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan,
(viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.08       Payment of Taxes, Insurance and Other Charges; Maintenance of Primary
Insurance Policies; Collections Thereunder.

      With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary
Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  If a Mortgage does not provide for Escrow
Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow
Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

      The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(29), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained in accordance with Acceptable
Servicing Procedures and  until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998.  The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so.  The
Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the
Funding Date that is required to be kept in force under this Agreement unless a replacement
Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Mortgage Insurer .  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related
Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance
Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

      In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary
Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary
Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09      Transfer of Accounts.

      The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Purchaser.  Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

      To the extent that at any time the funds in either the Collection Account or the
Escrow Account should exceed the FDIC maximum insurance limit, (the "Excess Amount"), the
Servicer shall put such Excess Amounts into Permitted Investments, which funds shall be brought back into the Collection Account or Escrow Account, as the case may be, for distribution to the Purchaser on the related Remittance Date.

Section 5.10      Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid
Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

         If any Mortgaged Property is in an area identified by the Federal Emergency
Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Program with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the related Mortgage Loan or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of
1973, as amended.

      The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related
Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided that the
Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder's rating of B+ or better and a financial size category of III or better in Best's Key Rating Guide, or (2) a general policyholder's rating of "A" or "A-" or better in Best's Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located.
Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd's of
London or, if it is the only coverage available, coverage under a state's Fair Access to
Insurance Requirement (FAIR) Plan.  If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 5.11.

      Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the
Mortgagor in accordance with the  Acceptable Servicing Procedures, shall be deposited in the Collection Account within one Business Day after receipt, subject to withdrawal in accordance with Section 5.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

      It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11      Maintenance of Mortgage Impairment Insurance Policy .

      If the Servicer obtains and maintains a blanket policy issued by an issuer that has a
Best's Key rating of A+:V insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of
Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 5.10 and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause; provided that the Servicer shall not be entitled to obtain reimbursement therefor.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the
Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 5.12      Fidelity Bond; Errors and Omissions Insurance.

      The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and FHLMC on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the "Mortgage Banker's Blanket Bond" and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage
Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Guide and by FHLMC in the FHLMC Servicing Guide.  The Servicer shall cause to be delivered to the Purchaser on or before the Funding Date:  (i)  a certified true copy of the Fidelity Bond and insurance policy; (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Purchaser; and (iii)
written evidence reasonably satisfactory to the Purchaser that such Fidelity Bond or insurance policy provides that the Purchaser is a beneficiary or loss payee thereunder.

Section 5.13      Management of REO Properties.

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an "REO Property"), the deed or certificate of sale shall be taken in the name of the Purchaser or the Person (which may be the Servicer for the benefit of the
Purchaser) designated by the Purchaser, or in the event the Purchaser or such Person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the
Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  The Servicer (acting alone or through a subservicer), on behalf of the
Purchaser, shall, subject to Section 5.01(iii)(c), dispose of any REO Property pursuant to
Section 5.14.  Unless an appraisal prepared by an MAI Appraiser who is Independent in accordance with the provisions of 12 C.F.R. 225.65 shall have been obtained in connection with the acquisition of such REO Property, promptly following any acquisition by the
Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property.  The Servicer shall promptly notify the Purchaser of the results of such appraisal.  The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be
inspected at least   as required by Acceptable Servicing Practices thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicer's Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser.  The Servicer shall also furnish to the Purchaser the applicable reports required under Section 8.01.

Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO
Properties are held, then the Servicer shall manage, conserve, protect and operate each REO
Property in a manner that does not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of
Section 86OF(a)(2)(B) or any "net income from foreclosure property" within the meaning of
Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the
Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(iii)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section 5.01.  In connection therewith, the Servicer shall deposit or cause to be deposited on a daily basis in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition.  Subject to Section 5.15(iv), the Servicer shall withdraw
(without duplication) from the Collection Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1)   all insurance premiums due and payable in respect of such REO Property;
(2)   all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;
(3)   all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred by any "managing agent" retained by the Servicer in connection with the maintenance, management or operation of such REO Property);
(4)   all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and
(5)   all other reasonable costs and expenses, including reasonable attorneys' fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to
Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto.  The Servicer shall promptly notify the Purchaser in writing of any failure by the
Servicer to make a Servicing Advance of the type specified in clauses (1) or () above
(irrespective of whether such Servicing Advance is claimed to be non-recoverable by the
Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the
Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the
Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.14      Sale of Specially Serviced Mortgage Loans and REO Properties.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the
Servicer shall offer to sell any REO Property no later than the time determined by the
Servicer to be sufficient to result in the sale of such REO Property on or prior to the purchase date specified in Section 5.15(3).  In accordance with the servicing standards set forth in Section 5.01, the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property and, upon receipt thereof, promptly (but in any event within 3 Business Days) present such bids and offers to the
Purchaser.  The Servicer shall not accept any bid or offer for any Specially Serviced
Mortgage Loan or REO Property except in compliance with Section 5.01(3(c).  The Purchaser may reject any bid or offer if the Purchaser determines the rejection of such bid or offer would be in the best interests of the Purchaser.  If the Purchaser rejects any bid or offer, the Servicer shall, if appropriate, seek an extension of the 2 year period referred to in Section 5.15.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the
Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage
Loan or REO Property, including the collection of all amounts payable in connection therewith.  The terms of sale of any Specially Serviced Mortgage Loan or REO Property shall be in the sole discretion of the Purchaser.  Any sale of a Specially Serviced Mortgage Loan or any REO Disposition shall be without recourse to, or representation or warranty by, the
Purchaser or the Servicer, and, if consummated in accordance with the terms of this
Agreement, then the Servicer shall have no liability to the Purchaser with respect to the purchase price therefor accepted by the Purchaser.  The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in (a) if such sale is an REO Disposition, in the Collection Account in accordance with Section 5.13 and (b) in any other circumstance, the Collection Account in accordance with Section 5.04.

Section 5.15      Realization Upon Specially Serviced Mortgage Loans and REO Properties.

(1)   Subject to Section 5.01(iii)(c), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced
Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with  Acceptable
Servicing Procedures, be made for collection of delinquent payments pursuant to
Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with
Section 5.01.  The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as
Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced
Mortgage Loan(including REO Disposition Proceeds).  The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

(2)   Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.  Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to
Section 5.01(3)(c) and incident to its conservation and protection of the interests of the
Purchaser, rent the same, or any part thereof, for the period to the sale of such REO
Property.

(3)   Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser's behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan.  If the Purchaser acquires any real property
(or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and
Section 5.14 as soon as possible but in no event later than 2 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

(4)   Any recommendation of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Property, net of reimbursement to the Servicer for Servicing Advances and fees for work-out compensation in accordance with the FHLMC Servicing Guide, incurred with respect to such REO Property under Section 5.13, shall be applied to the payment of the costs and expenses set forth in Section 5.13(iv), with any remaining amounts to be promptly deposited in the Collection Account in accordance with Section 5.13.

(5)   If, in the exercise of its servicing obligations with respect to any Mortgaged
Property hereunder, the Servicer deems it is necessary or advisable to obtain an
Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.13(4).
Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental
Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such
Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as "Environmental Conditions Precedent to Foreclosure.")  If any such
Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to
Foreclosure or to proceed in accordance with Subsection (6) or (7), as the case may be, below (such additional testing thereafter being included in the term "Environmental
Assessment").

(6)   If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with Subsection 5 of this Section 5.15 establishes that any of the Environmental
Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged
Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser.  If, pursuant to
Section 5.01(iii)(c), the Purchaser has notified the Servicer in writing to proceed against such Mortgaged Property, then the Servicer shall so proceed.  The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the
Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

(7)   If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with Subsection 5 of this Section  5.15 establishes that any of the
Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any
Mortgaged Property and, in accordance with Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as Purchaser and Servicer shall agree upon. .

(8)   Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3(c) and, if such action is approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action;
and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.16 Investment of Funds in the Collection Account.

The Servicer may direct any depository institution which holds a Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest.  All such Permitted Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

      (a)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

      (b)  demand payment of all amounts due thereunder promptly upon determination by the
      Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the
      Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05.  The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

ARTICLE V: REPORTS; REMITTANCES; ADVANCES

Section 6.01 Remittances.

(1) On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the preceding Determination Date
(including (1) the amount of any Payoff, together with interest thereon at the related
Remittance Rate to the  end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.13), net of charges against or withdrawals from the Collection
Account in accordance with Section 5.05, which charges against or withdrawals from the
Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all
Monthly Advances, if any, which the Servicer is obligated to remit pursuant to
Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, Prepaid Monthly Payments and minus principal prepayments received after the last calendar day of the month preceding the Remittance Date. any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

(2) All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser or
Purchaser's designee by wire transfer of immediately available funds accordingly to the instructions that will be provided by Purchaser to the Servicer.

(3) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by Citibank, N.A., New York, New York, as its prime lending rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the
Purchaser of any Event of Default.

Section 6.02 Reporting.

      On or before the 5th calendar day (or, if such day is not a Business Day, on the immediately succeeding Business Day) of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports in the form of Exhibits 6.02(a)
through 6.02(g) attached hereto with respect to the most recently ended Monthly Period and the 6.02 (b) will be given in electronic form..  .  The Purchaser may assess penalty fees in accordance with  The FNMA Guidefor late or incorrect reporting.

      The Servicer shall provide the Purchaser with such information concerning the
Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 6.03      Monthly Advances by the Servicer.

(1)   Not later than the close of business on the Business Day immediately preceding each
Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the
Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which represent Prepaid Monthly Payments.

(2)   The Servicer's obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage
Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all
Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or
Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers' Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that advances with respect to such Mortgage Loan are non-recoverable.

Section 6.04      Non-recoverable Advances.

      The determination by the Servicer that any Monthly Advance or Servicing Advance, if made, would constitute a non-recoverable advance shall be evidenced by an Officers'
Certificate delivered to the Purchaser detailing the reasons for such determination, with copies of a relevant appraisal by an MAI Appraiser who is Independent and, if such reports are to be used to determine that any Monthly Advance or Servicing Advance would be a non-recoverable advance, all engineers' reports, environmental reports or other information relevant thereto that support such determination.  Such Officers' Certificate shall set forth the Servicer's considerations in reaching its conclusion that such advance is non-recoverable, and such conclusion shall be based upon, in addition to the above-described appraisal and reports, income and expense statements, rent rolls, occupancy, property inspections, servicer inquiries and other information of similar nature that support the Servicer's conclusion that such advance is non-recoverable.  The Purchaser shall have a period of 45 days following the later of (i) the receipt by the Purchaser of such Officers' Certificate and all documentation supplied by the Servicer relating thereto and (ii) the receipt by the Purchaser of such other related documentation or information as shall have been reasonably requested by the Purchaser within 30 days following the delivery of such Officers' Certificate, to approve, by the exercise by the Purchaser of its reasonable credit judgment, the subject Monthly Advance or Servicing Advance as a non-recoverable advance.  Only if the Purchaser has so approved any Monthly Advance or
Servicing Advance as non-recoverable shall the Servicer be entitled to reimbursement for such non-recoverable advance (solely to the extent made) as provided in Section 5.05 or
Section 5.13, as applicable.  The Servicer shall also deliver to the Purchaser from time to time upon request copies of any appraisals and other reports or information of the type described in this Section 6.04 that it possesses relative to any Mortgaged Property.

Section 6.05      Itemization of Servicing Advances.

The Servicer shall provide the Purchaser with an itemization of all Servicing Advances incurred or made by the Servicer hereunder not less than quarterly and at such other times as the Purchaser may from time to time reasonably request.

ARTICLE VI: GENERAL SERVICING PROCEDURE

 Section 7.01     Enforcement of Due-on-Sale Clauses, Assumption Agreements.

(1)   The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the
Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such
Mortgage Loan under any "due-on-sale" clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary
Insurance Policy, if any.
(2)   If the Servicer is prohibited from enforcing such "due-on-sale" clause, then the
Servicer will enter into an assumption agreement with the Person to whom the Mortgaged
Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  (For purposes of this Section 7.01, the term
"assumption" is deemed to also include a sale of the Mortgaged Property subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.)
If any Mortgage Loan is to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same Cendant Mortgage underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(iii), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser's
Mortgage File and shall, for all purposes, be considered a part of such Purchaser's
Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.
(3)   If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02      Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 5.04 have been or will be so deposited and shall request delivery to it of the
Purchaser's Mortgage File held by the Purchaser or its designee.  Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

      If the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within
10 Business Days following written demand therefor from the Purchaser to the Servicer, the
Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the
Repurchase Price therefor by wire transfer of immediately available funds directly to the
Purchaser's Account.

      From time to time and as appropriate for the servicing or foreclosure of the Mortgage
Loan, including for this purpose collection under any Primary Insurance Policy, the
Purchaser or Purchaser's designee shall, upon request of the Servicer and delivery to the
Purchaser of a servicing receipt signed by a Servicing Officer, release the  Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage Loan documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection
Account or the  Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such
Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection
Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03      Servicing Compensation.

      As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments actually collected on the Mortgage Loans the amounts provided for as the Servicing Fee.  The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full
Monthly Payment in respect of such Mortgage Loan.  Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges and other servicer compensation for modifications, short sales, and other services not to exceed those fees described in the FHLMC Servicing Guide shall be retained by the Servicer to the extent not required to be deposited in the Collection Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04      Annual Statement as to Compliance.

      The Servicer will deliver to the Purchaser on or before March 31 of each year, beginning with March 31, 2002, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this
Agreement has been made under such officers' supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers'
knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

Section 7.05      Annual Independent Certified Public Accountants' Servicing Report.

      On or before March 31 of each year beginning March 31, 2002, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the
American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation
Program for Mortgage Bankers, such servicing has been conducted in compliance with this
Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and
(ii) such other exceptions as shall be set forth in such statement.

Section 7.06      Purchaser's Right to Examine Servicer Records.

      The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon five days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the
Servicer (whether held by the Servicer or by another) relating to the servicing of the
Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this
Agreement.  The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

ARTICLE VIII        REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01      The Servicer's Reporting Requirements.

Electronic Format.  If requested by the Purchaser or its designee, the Servicer shall supply any and all information regarding the Mortgage Loans and the REO Properties, including all reports required to be delivered pursuant to  Section 5.03, Section 6.02 and this Section 8.01, to the Purchaser in electronic format reasonably acceptable to Purchaser.

REO Property Reports.  On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser a report, in form acceptable to Purchaser, describing in reasonable detail the Servicer's efforts in connection with the sale of each
REO Property and setting forth all operating income (including rental income) and operating expenses pertaining to each REO Property for the previous month, together with rent rolls, operating statements, and such other information as is referenced on such report pertaining to the REO Property.

Additional Reports; Further Assurances.  On or before the 3rd Business Day preceding each
Determination Date, the Servicer shall deliver to the Purchaser (i) a report, acceptable to the Purchaser, describing in reasonable detail all Mortgage Loans that are 90 days or more delinquent and the Servicer's activities in connection with such delinquencies and (ii) a report (substantially in the form of Exhibit 8.01 attached hereto) with respect to delinquent Mortgage Loans.  Utilizing resources reasonably available to the Servicer without incurring any cost except the Servicer's overhead and employees' salaries, the
Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO
Properties (provided the Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request.  If any of such reports are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the Purchaser and the Servicer taking into account the Servicer's actual time and cost in preparing such reports.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02      Financial Statements.

      The Servicer understands that, in connection with marketing the Mortgage Loans, the
Purchaser may make available to any prospective purchaser of the Mortgage Loans the
Servicer's audited financial statements for its fiscal year 1999 and its audited financial statements for fiscal year 2000, together with any additional statements provided pursuant to the next sentence.  During the term hereof, the Servicer will deliver to the Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

      The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer's ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the
Mortgage Loans in accordance with this Agreement.

ARTICLEIX: THE SELLERS

Section 9.01      Indemnification; Third Party Claims.

      Each Seller shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an "Indemnified Party") from and against any costs, damages, expenses (including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses")
suffered or sustained in any way by any such Person, no matter how or when arising
(including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by such Seller of any of its representations and warranties contained in Article III or (ii) a breach by such Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof.  The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and
(iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Indemnified Party in respect of such claim.  Nothing contained herein shall prohibit the Indemnified Party, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither
Seller shall be obligated to pay or comply with any settlement to which it has not consented.  All amounts required to be paid or reimbursed by a Seller hereunder shall be paid or reimbursed as and when incurred by the Indemnified Party upon demand therefor by such Indemnified Party.

Section 9.02      Merger or Consolidation of the Seller.

      Each Seller will keep in full effect its existence, rights and franchises as a corporation or a Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller's assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding;
provided that, unless otherwise consented to by the Purchaser, the successor or surviving
Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of FNMA and FHLMC in accordance with the requirements of Section 3.02(1), shall not cause a rating on any security backed by a Mortgage Loan to be downgraded and shall satisfy the requirements of Section 12.01 with respect to the qualifications of a successor to such Seller.

Section 9.03      Limitation on Liability of the Sellers and Others.

      Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith;
provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder.  The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Sellers may with the written consent of Purchaser undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall notify the Purchaser and the
Purchaser shall either (1) authorize the removal of the expenses by the Seller from the
Collection Account or (2)  Remit the requested expenses to the Seller .

Section 9.04      Servicer Not to Resign.

      With respect to the retention by Cendant Mortgage of the servicing of the Mortgage
Loans and the REO Properties hereunder, Cendant Mortgage acknowledges that the Purchaser has acted in reliance upon Cendant Mortgage's Independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Consequently, Cendant Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) with the approval of the
Purchaser, such approval not to be unreasonably withheld, or (ii) 30 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Cendant Mortgage.  Any determination permitting the transfer of the servicing rights or the resignation of Cendant Mortgage under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser.

ARTICLEX:  DEFAULT

Section 10.01     Events of Default.

      In case one or more of the following events shall occur and be continuing:

(1)   any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 3
    Business Days unless such failure to remit is due to a cause beyond the Servicer's control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the
    Servicer gives the Purchaser notice of such cause promptly and uses commercially reasonable efforts to correct such failure to remit and does so remit within 2 Business
    Days following the end of the duration of the cause of such failure to remit; or

(2)   any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the Purchaser; provided that such 45-day period shall not begin with respect to any failure to cure or repurchase in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable;

(3)   any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(4)    any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5)    any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(6)    any failure or inability of Cendant Mortgage to be eligible to service Mortgage
    Loans for FNMA or FHLMC;

(7)   any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a Seller's/Servicer's rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers and The
Servicer under this Agreement and in and to the Mortgage Loans(including the Servicing rights thereon) and the proceeds thereof subject to Section 12.01, without the Purchaser's incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this
Section 10.01, this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease.  On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease.

ARTICLEXI:  TERMINATION

Section 11.01     Term and Termination.

(1)   The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 10.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers and Servicer hereunder shall terminate upon:  (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3)  Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all  Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer's sole expense.  In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer's servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection
Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02 Termination without Cause   In the event that any Mortgage Loans become
delinquent in their payment obligations, and the Purchaser has no disposition option other than to sell such non-performing Mortgage Loans to a third party purchaser on a servicing released basis, then Seller agrees to act in the following manner:  (i) either allow the servicing function on such non-performing Mortgage Loans to be released to the Purchaser's third party purchaser; or (ii) purchase the non-performing Mortgage Loans from the
Purchaser under the same price and terms which the Purchaser's third party purchaser would have purchased such non-performing Mortgage Loans.

Section 11.03     Survival.

      Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) , shall survive the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser's behalf.

ARTICLE VIIII:  GENERAL PROVISIONS

Section 12.01     Successor to the Servicer.

Upon the termination of the Servicer's servicing responsibilities and duties under this
Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this
Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement.  If the Servicer's duties, responsibilities and liabilities under this
Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The termination of the Servicer's servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to Section 2.04 and/or 7.02, the representations and warranties or other obligations set forth in Sections 2.04, 3.01, 3.02 and 3.03 and the remedies available to the Purchaser under the various provisions of this Agreement.  In addition, such termination shall not affect any claims that the Purchaser may have against the
Servicer arising prior to any such termination.

Section 12.02  Governing Law.

       This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03     Notices.

      Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, EMC Mortgage Corporation; MacArthur Ridge II, 909 Hidden Ridge
Drive, Suite 200, Irving, TX 75038, Attention: Ed Raice with copy to Bear Stearns 245 Park
Avenue, New York, NY 10167 Attention Legal Department, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, (ii) in the case of the
Cendant Mortgage, Cendant Mortgage Corporation, 6000 Atrium Way, Mt. Laurel, NJ  08054,
Attention:  Peter A. Thomas, Vice President, Secondary Marketing, and (iii) in the case of the Trust, c/o Cendant Mortgage Corporation, as  Administrator, 6000 Atrium Way, Mt.
Laurel, NJ  08054, Attention:  Peter A. Thomas, Vice President, Secondary Marketing ,or
such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller.

Section 12.04     Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this
Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05     Schedules and Exhibits.

      The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06     General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this
Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6) a reference to a "day" shall be a reference to a calendar day;

(7) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms "include" and "including" shall mean without limitation by reason of enumeration.

Section 12.07     Waivers and Amendments, Noncontractual Remedies; Preservation of
Remedies.

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08     Captions.

All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09     Counterparts; Effectiveness; Assigns.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.  None of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 12.10     Entire Agreement; Amendment.

This Agreement (including the schedules and exhibits annexed hereto or referred to herein), together with the Cendant Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11     Further Assurances.

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.  The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

 EMC Mortgage Corporation
By:
Name:
Title:

CENDANT MORTGAGE CORPORATION

By:
Name: Peter A.  Thomas
Title:      Vice President

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST (formerly
known as CENDANT RESIDENTIAL MORTGAGE TRUST)

By:   Cendant Mortgage Corporation, as Administrator

By:
Name: Peter A. Thomas
Title:                      Vice President

            Schedule B-1

On or prior to the Funding Date, the Seller shall deliver to the Purchaser, or its
designee, each of the following documents for each Mortgage Loan:(i)    The original
Mortgage Note endorsed, "Pay to the order of ________________, without recourse" and signed in the name of the Seller by an authorized officer. In the event that the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[SELLER], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[SELLER], formerly known as [previous name]";(ii) Original recorded Mortgage, with evidence of recording information thereon except for any Mortgage which has been forwarded to the appropriate recorder's office for recordation and which has not been returned by such recording officer, in which case the Seller shall deliver and release to Purchaser a certified true copy of any such Mortgage so certified by the Seller with evidence of such
Mortgage's delivery to the appropriate recorder's office. In addition, the Seller shall deliver and release to the Purchaser the original recorded Mortgage within 90 days after the Funding Date;(iii)  Original Assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording but not recorded. In the event that the
Mortgage Loan was acquired by the Seller in a merger, the assignment must be by "[SELLER], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the
assignment must be by "[SELLER], formerly known as [previous name]";(iv)      Original
policy of title insurance, except for those Mortgage Loans originated within 60 days before the Funding Date, for which Mortgage Loans the Seller shall have delivered and released to the Purchaser the related binders. In addition, the Seller shall deliver to the Purchaser the original policy of title insurance within 90 days after the Funding Date. The policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, Purchaser's interest as first mortgagee;(v) Original of all assumption, extensions and modification agreements;(vi) If required under Section 7, the original policy of primary mortgage guaranty insurance, or where such insurance is provided by a master policy, a certified true copy of the master policy and the original
certificate of insurance;(vii)      Original recorded intermediate assignments of the
Mortgage, including warehousing assignments, if any.
(viii)      Copies of documents evidencing the Borrower's pledge of additional collateral securing the Mortgage Loan, if applicable.

(ix)  With  respect  to a  Cooperative  Loan:  (i) a copy of the  cooperative  lease and the assignment  of such  cooperative  lease to the  originator  of the Mortgage  Loan,  with all intervening  assignments  showing a  complete  chain of title and an  assignment  thereof by
Seller;  (ii) the stock  certificate  together with an undated stock power  relating to such stock certificate  executed in blank; (iii) the recognition  agreement in substantially same form as  standard  "AZTECH"  form;  (iv)  copies  of the  financial  statement  filed by the originator  as secured  party and, if  applicable,  a filed UCC-3  Assignment of the subject security  interest  showing a  complete  chain of title,  together  with an  executed  UCC-3
Assignment of such security  interest by the Seller in a form sufficient for filing (v) loan security agreement.

                                                                                 EXHIBIT H-7

                  MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

                          dated as of  April 26, 2001

                                    between

                      EMC Mortgage Corporation Purchaser

                                    and

                       CENDANT MORTGAGE CORPORATION and

                          BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
                   (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)
                                          Sellers

                                   Schedules
D.    Mortgage Loan Schedule
E.    Content of Mortgage File
                        B-1 Purchaser's Mortgage File

   B-2 Servicer's Mortgage File

F.    Cendant Guidelines and Restrictions

                                                      Exhibits

Exhibit 2.05      Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.03(a)   Report P-4DL
Exhibit 5.03(b)   Report S-5L2
Exhibit 5.03(c)   Form of Notice of Foreclosure
Exhibit 5.04-1    Form of Collection Account Certification
Exhibit 5.04-2    Form of Collection Account Letter Agreement
Exhibit 5.06-1    Form of Escrow Account Certification
Exhibit 5.06-2    Form of Escrow Account Letter Agreement
Exhibit 6.02(a)   Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)   Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)   Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)   Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)   Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)   Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)   Report T-62E -- Liquidation Report
Exhibit 8.01      Report P-195  Delinquency Report
Exhibit 9   Term Sheet
Exhibit 10  Additional Collateral Assignment and Servicing Agreement

            MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

      This Mortgage Loan Flow Purchase, Sale & Servicing Agreement,  dated as of April
      26, 2001,  is entered into between EMC Mortgage  Corporation,  as the  Purchaser
      ("Purchaser"),  Cendant Mortgage  Corporation  ("Cendant Mortgage") and Bishop's
      Gate Residential  Mortgage Trust (formerly known as Cendant Residential Mortgage
      Trust)  (the  "Trust,"  together  with  Cendant  Mortgage,   the  "Sellers"  and
      individually, each a "Seller"), as the Sellers.

                            PRELIMINARY STATEMENT

1.  Cendant Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals' residences (each, a "Mortgage Loan"). The Trust is engaged in the business of purchasing such Mortgage Loans from Cendant Mortgage and selling same to investors.

2.  Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3.  Cendant Mortgage has established certain terms, conditions and loan programs, as described in Cendant Mortgage's Program and Underwriting Guidelines (the "Cendant Guide")
and Purchaser is willing to purchase Mortgage Loans that comply with the terms of such terms, conditions and loan programs. The applicable provisions of the Cendant Guide are attached hereto as Schedule C.

5.    Purchaser and Sellers desire to establish a flow program whereby Cendant Mortgage will
make Mortgage Loans which meet the applicable provisions of the  Cendant Guide, and
Purchaser will, on a regular basis, purchase such Mortgage Loans from Cendant Mortgage or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement.

5. Purchaser and  Sellers wish to prescribe the terms and manner of purchase by the
Purchaser and sale by the Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by Cendant Mortgage, as the Servicer (the "Servicer"), in this
Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the
Purchaser and the Sellers agree as follows:

ARTICLE I:  DEFINITIONS

Section 1.01            Defined Terms.

      Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

      "Acceptable Servicing Procedures:  The procedures, including prudent collection and loan administration procedures, and the standard of care (I) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in he jurisdictions in which the related Mortgage Properties are located and (ii) in accordance with FNMA Guide, subject to any variances negotiated with FNMA and subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that the
Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

      "Affiliate":  When used with reference to a specified Person, any Person that
(i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

      "Agreement":  This Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the Purchaser and the Sellers.

      "ALTA":  The American Land Title Association or any successor thereto..

      "Appraised Value":  With respect to any Mortgaged Property, the lesser of:  (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC; or (ii) the purchase price paid for the related Mortgaged
Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal made for the originator of such Refinanced
Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

      "ARM Loan":  An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

      "Assignment":  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

      "Bankruptcy Code":  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as
amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

      "Business Day":  Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal Reserve is closed.

      "Buydown Mortgage Loan":  Any Mortgage Loan in respect of which, pursuant to a buydown agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the diference between the payments required under such buydown agreement and the Mortgage Note is provided from buydown funds.

      "Cendant Guide":  As defined in paragraph 3 of the Preliminary Statement to this
Agreement.

      "Closing Documents":  With respect to the initial Funding Date, the following documents:

(D)   two counterparts to this Agreement

(E)   the final Mortgage Loan Schedule for the related Transaction

(F)    the related Term Sheet

      "Code":  The Internal Revenue Code of 1986, as amended.

      "Collection Account":  The separate trust account or accounts created and maintained pursuant to Section 5.04 which shall be an Eligible Account and which shall be entitled
"Cendant Mortgage Corporation, as servicer and custodian for the Purchaser of Mortgage
Loans under the Mortgage Loan Flow Purchase, Sale & Servicing Agreement, dated as of April
26, 2001 ."

      "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged Property or a part thereof by exercise of the power of eminent domain or condemnation.

       "Credit Documents": Those documents, comprising part of the Mortgage File, required of the Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the Guide.

"Cut Off Date": The first day of the month in which the related Funding Date occurs.

      "Defective Mortgage Loan":  As defined in Section 3.04(3).

      "Determination Date":  The 15th day of each calendar month, commencing on the 15th day of the month following the Funding Date, or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

      "Due Date":  With respect to any Mortgage Loan, the day of the month on which each
Monthly Payment is due thereon, exclusive of any days of grace.

      "Eligible Account":  One or more accounts (i) that are maintained with a depository institution the long-term unsecured debt obligations of which have been rated by each
Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) that are trust accounts with any depository institution held by the depository institution in its capacity as a corporate trustee, or (iii) the deposits in which are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Purchaser has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained.  In addition, solely with respect to Mortgage Loans which are not part of a securitization, "Eligible Account" shall include any accounts that meet the standards established from time to time by FNMA for eligible custodial depositories.

      "Environmental Assessment":  A "Phase I" environmental assessment of a Mortgaged
Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s) required by applicable law and has five years experience in conducting environmental assessments.

      "Environmental Conditions Precedent to Foreclosure":  As defined in Section 5.15(v).

      "Environmental Laws":  All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

      "Escrow Account":  The separate trust account or accounts created and maintained pursuant to Section 5.06 which shall be an eligible account which shall be entitled
"Cendant Mortgage Corporation, as servicer and custodian for the Purchaser under the
Mortgage Loan Flow Purchase, Sale & and Servicing Agreement, dated as of April 26, 2001 (as amended), and various mortgagors."

      "Escrow Payments":  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

      "Event of Default":  Any one of the conditions or circumstances enumerated in
Section 10.01.

      "FDIC":  The Federal Deposit Insurance Corporation or any successor organization.

      "FHLMC":  The Federal Home Loan Mortgage Corporation (also known as Freddie Mac) or any successor organization.

      "FHLMC Servicing Guide":  The FHLMC/Freddie Mac Sellers' and Servicers' Guide in
effect on and after the Funding Date.

      "Fidelity Bond":  A fidelity bond to be maintained by the Servicer pursuant to
Section 5.12.

      "FNMA":  The Federal National Mortgage Association (also known as Fannie Mae) or any successor organization.

      "FNMA Guide":  The FNMA/Fannie Mae Selling Guide and the Servicing Guide,
collectively, in effect on and after the Funding Date.

      "Funding Date": Each date  that Purchaser purchases Mortgage Loans from the Sellers hereunder.

      "Gross Margin":  With respect to each ARM Loan, the fixed percentage added to the
Index on each Rate Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

      "Independent":  With respect to any specified Person, such Person who:  (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the Purchaser, or their respective
Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.

      "Index":  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

      "Insolvency  Proceeding":  With respect to any Person:  (i) any case, action, or proceeding  with respect to such Person  before any court or other  governmental authority  relating  to  bankruptcy,  reorganization,  insolvency,  liquidation, receivership,  dissolution,  winding-up,  or  relief  of  debtors;  or (ii)  any general  assignment  for the benefit of  creditors,  composition,  marshaling of assets for creditors,  or other, similar arrangement in respect of the creditors generally of such Person or any substantial  portion of such Person's creditors;
      in any case  undertaken  under  federal,  state or foreign  law,  including  the
      Bankruptcy Code.

      "Insurance Proceeds":  Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance Acceptable Servicing Procedures.

      "Lender Paid Mortgage Insurance Rate":  The Lender Paid Mortgage Insurance Rate for
any lender-paid Primary Insurance Policy shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

      "Legal Documents": Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

      "Liquidation Proceeds":  Amounts, other than Insurance Proceeds and Condemnation
Proceeds, received by the Servicer in connection with the liquidation of a defaulted
Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

      "Loan-to-Value Ratio" or "LTV":  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged Property or the purchase price.  The Loan-to-Value Ratio of any
Additional Collateral Mortgage Loan (as defined in Exhibit 10 hereto) shall be calculated by reducing the principal balance of such Additional Collateral Mortgage Loan by the amount of Additional Collateral (as defined in Exhibit 10 hereto) with respect to such Mortgage
Loan.

      "MAI Appraiser":  With respect to any real property, a member of the American
Institute of Real Estate Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

      "Monthly Advance":  The aggregate amount of the advances made by the Servicer on any
Remittance Date pursuant to and as more fully described in Section 6.03.

      "Monthly Payment":  The scheduled monthly payment of principal and interest on a
Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

      "Monthly Period":   The period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this Agreement terminates).

      "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

      "Mortgaged Property":  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

      "Mortgage File":  With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B to this Agreement.

      "Mortgage Loan":  Each individual mortgage loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments ,
Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement.  The Mortgage
Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Funding Date.

      "Mortgage Loan Remittance Rate": The gross interest rate of the Mortgage Loans less the Servicing Fee Rate and Lender Paid Mortgage Insurance Rate, if applicable.

            " Mortgage  Loan  Schedule:  With  respect to the Mortgage  Loans  included in a
Loan Pool to be sold  pursuant  to this  Agreement  on any  Funding  Date,  the  Schedule or
Schedules of Mortgage  Loans agreed to by the parties that  describes  such Mortgage  Loans, which  Schedule shall  set forth at least the  following  information  with  respect to each
Mortgage Loan to the extent applicable:  (1) the Mortgage Loan identifying  number,  (2) the city, state and zip code of the Mortgaged  Property,  (3)  the Mortgage  Interest Rate as of
the applicable  Cut-off Date,  (4) the Net Rate as of the  applicable  Cut-off Date, (5) the amount of the Monthly Payment as of the applicable  Cut-off Date,  (6) with  respect to each
ARM Loan,  the Gross Margin,  (7)  the scheduled or stated  Maturity Date,  (8) the  Cut-off
Date Principal  Balance of the Mortgage Loan,  (9) the  Loan-to-Value  Ratio at origination,
(10) with  respect to each ARM Loan, the first  Interest Rate  Adjustment  Date  immediately following the Closing Date for such Mortgage Loan,  (11) with  respect to each ARM Loan, the
Maximum  Mortgage  Interest  Rate,  (12) the  Mortgagor's  first and last name,  (13) a code
indicating  the  Mortgage  property  occupancy,   (14)  the  type  of  residential  dwelling
constituting  the  Mortgaged  Property,  (15) the  original  months  to  maturity,  (16) the original  date of the Mortgage  Loan and the  remaining  months to maturity from the Cut-off
Date based on the original amortization  schedule,  (17) the date on which the first Monthly
Payment  was  due  on  the  Mortgage  Loan,  (18)  the  amount  of the  Monthly  Payment  at origination,  (19) the last Due Date on which a Monthly Payment was actually  applied to the
Unpaid Principal  Balance,  (20) the original  principal amount of the Mortgage Loan, (21) a code indicating the purpose of the loan (i.e.,  purchase financing,  rate/term  refinancing, cash-out refinancing), (22) the Mortgage Interest Rate at origination,  (23) with respect to each ARM Loan, the periodic rate cap, (24) with respect to each ARM Loan, the Index,  (25) a code  indicating  whether the Mortgage  Loan is an ARM Loan or a fixed rate  Mortgage  Loan,
(26) a Primary Mortgage  Insurance insurer code,  percent and policy number (if applicable),
(27) the  Appraised  Value of the Mortgaged  Property,  (28) the sale price of the Mortgaged
Property,  if  applicable,  (29) a code  indicating  if the  Mortgage  Loan is  subject to a prepayment  penalty,  (30) the Servicing Fee Rate, (31) a code indicating whether or not the
Mortgage Loan is the subject of a lender-paid  Primary  Insurance Policy and, if so the name of the insurer,  the coverage  percentage,  the policy  number and the Lender Paid  Mortgage
Insurance Rate (32) if the Due Date is other than the first day of the month,  the Due Date,
(33) the first Interest Rate Adjustment Date after  origination,  (34) the Initial Rate Cap,
(35) the Minimum  Mortgage  Interest Rate,  (36) a code  indicating the document type (e.g., full, alt, etc.), (37) a credit score or mortgage score,  (38) a code indicating  whether or not the  Mortgage  Loan is  subjuect  of a buydown  and,  if so,  the period and terms o the buydowns (e.g.  3-2-1,  2-1, ect),  (39) a code  indicating  whether the Mortgage Loan is an additional  collateral Mortgage Loan and the product code (e.g., Mortgage 100, Parent Power, ect.),  and (40) if  applicable,  the  pledge  amount,  (41) if  applicable,  the  effective loan-to-value  ratio.  In addition,  with respect to Mortgage  Loans in the  aggregate,  the
Schedule shall  set forth at least the following  information  for Mortgage  Loans:  Cut-Off
Date  Principal  Balance,  weighted  average of the Net Rates and  weighted  average time to maturity.  "Mortgage  Loan  Schedule"  is the  collective  reference to each of the Mortgage
Loan Schedules delivered by the Sellers to the Purchaser pursuant to this Agreement.

      Mortgage Loan Schedule":  The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on
Schedule A hereto. A Mortgage Loan Schedule will be prepared for each Funding
Date."Mortgage Note":  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      "Mortgagor":  The obligor on a Mortgage Note.

      "Note Rate":  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

      "Officers' Certificate":  A certificate signed by (i) the President or a Vice
President and (ii) the Treasurer or the Secretary or one of the Assistant Treasurers or
Assistant Secretaries of the Servicer, and delivered by the Servicer to the Purchaser as required by this Agreement.

      "Payoff":  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such
Mortgage Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest  with respect thereto, and all other unpaid sums due with respect to such Mortgage Loan.

      "Permitted Investments":   Any one or more of the obligations and securities listed
below which investment provides for a date of maturity not later than the Determination
Date in each month:
            (i) direct  obligations  of, and  obligations  fully  guaranteed  by, the United
      States of America,  or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America; and

            (ii) federal funds,  demand and time deposits in,  certificates  of deposits of, or  bankers'  acceptances  issued  by, any  depository  institution  or trust  company incorporated  or organized under the laws of the United States of America or any state thereof and subject to  supervision  and  examination  by federal and/or state banking authorities,  so long as at the  time of such  investment  or  contractual  commitment
      providing  for  such  investment  the  commercial   paper  or  other  short-term  debt
      obligations  of such  depository  institution  or trust  company (or, in the case of a depository  institution  or trust  company  which  is the  principal  subsidiary  of a holding  company,  the commercial  paper or other  short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service,  Inc. and the long-term debt  obligations  of such  holding  company)  are rated  "P-1" by  Moody's  Investors
      Service,  Inc. and the long-term debt  obligations of such  depository  institution or trust company (or, in the case of a depository  institution  or trust company which is the principal  subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

      "Person":  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

      "Prepaid Monthly Payment":  Any Monthly Payment received prior to its scheduled Due
Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

      "Primary Insurance Policy":  Each primary policy of mortgage insurance in effect with respect to a Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

      "Principal Prepayment":  Any payment or other recovery of principal on a Mortgage
Loan (including a Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

      "Purchaser":  EMC Mortgage Corporation or its successor in interest or any successor under this Agreement appointed as herein provided.

      "Purchaser's Account":  The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the "Purchaser's
Account."

       "Purchase Price":  as to each Mortgage Loan to be sold hereunder, the price set forth in the Purchase Price and Terms Letter and related Term Sheet.

      "Purchase Price and Terms Letter": With respect to each purchase of Mortgage Loans, that certain letter agreement setting forth the general terms and conditions of such transaction and identifying the Mortgage Loans to be purchased thereunder by and between the Seller and the Purchaser.

      "Qualified  Mortgage  Insurer":  American  Guaranty  Corporation,   Commonwealth
      Mortgage  Assurance  Company,  General Electric  Mortgage  Insurance  Companies,
      Mortgage  Guaranty  Insurance  Corporation,   PMI  Mortgage  Insurance  Company,
      Republic  Mortgage  Insurance Company or United Guaranty  Residential  Insurance
      Corporation.

      "Rate Adjustment Date":  With respect to each ARM Loan, the date on which the Note
Rate adjusts.

      "Rating  Agency":  Standard  &  Poor's  Ratings  Services,  a  division  of  The
      McGraw-Hill   Companies,   Moody's  Investors  Service,  Inc.,  Fitch  Investors
      Service, Inc. or Duff & Phelps Credit Rating Co.

      "Record  Date":  The close of  business  of the last  Business  Day of the month preceding the month of the related Remittance Date.

      "Refinanced Mortgage Loan":  A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

      "REMIC":  A "real  estate  mortgage  investment  conduit"  within the meaning of
      Section 860D of the Internal  Revenue Code or any similar tax vehicle  providing for the pooling of assets (such as a Financial Asset Security Investment Trust).

      "Remittance Date":  The 18th  day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the next Business Day immediately preceding such 18th day.

      "Remittance  Rate":  With respect to each Mortgage  Loan,  the related Note Rate minus the Servicing Fee Rate.

"REO Disposition":  The final sale by the Servicer of any REO Property.

"REO  Disposition  Proceeds":  Amounts  received by the Company in connection with a related
REO Disposition.

      "REO Property":  A Mortgaged Property acquired by the Servicer on behalf of the
Purchaser as described in Section 5.13.

      "Repurchase Price":  As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred  or (b) any Mortgage Loan required to be repurchased pursuant to Section 3.04 and/or Section 7.02, an amount equal to the Unpaid
Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the  end of the month of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

      "Scheduled Principal Balance":  With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing
(a) payments or other recoveries of principal, or (b) advances of principal made pursuant to Section 6.03.

      "Sellers":  Cendant Mortgage Corporation,  a New Jersey corporation and Bishop's
      Gate Residential  Mortgage Trust (formerly known as Cendant Residential Mortgage
      Trust),  a Delaware  business  trust,  or their  successors  in  interest or any successor under this Agreement appointed as herein provided.

      "Servicer":  Cendant Mortgage Corporation, a New Jersey corporation.

      "Servicer's Mortgage File":  The documents pertaining to a particular Mortgage Loan which are specified on Exhibit S-1 attached hereto and any additional documents required to be included or added to the "Servicer's Mortgage File" pursuant to this Agreement.

      "Servicing Advances":  All "out of pocket" costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys'
fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged
Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer's obligations under Section 5.08.

      "Servicing Event":  Any of the following events with respect to any Mortgage Loan:
(i) any Monthly Payment being more than 60 days delinquent; (ii) any filing of an
Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person's debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof; (iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v)
any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification
(as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such
Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

      "Servicing  Fee":  The annual fee,  payable  monthly to the  Servicer out of the interest  portion of the Monthly  Payment  actually  received  on each  Mortgage
      Loan.  The  Servicing  Fee with respect to each  Mortgage  Loan for any calendar month (or a portion  thereof) shall be 1/12 of the product of (i) the  Scheduled
      Principal  Balance  of  the  Mortgage  Loan  and  (ii) the  Servicing  Fee  Rate
      applicable to such Mortgage Loan.

      "Servicing Fee Rate":  (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer's option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan, 0.25% per annum. Such rate will be indicated
on the Mortgage Loan Schedule.

      "Servicing Officer":  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

      "Specially Serviced Mortgage Loan":  A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

      "Unpaid Principal Balance":  With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note.

              ARTICLE II: SALE AND CONVEYANCE OF MORTGAGE LOANS;  POSSESSION OF MORTGAGE
FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

      Section 2.01      Sale and Conveyance of Mortgage Loans.

      Seller agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, on the price and terms set forth herein. Purchaser, on any Funding Date, shall be obligated to purchase only such
Mortgage Loans set forth in the applicable Mortgage Loan Schedule attached to the applicable Term Sheet, subject to the terms and conditions of this Agreement and the applicable Term Sheet.

      Purchaser will purchase Mortgage Loan(s) from Seller, from time to time on such
Funding Dates as may be agreed upon by Purchaser and Seller.The closing shall, at
Purchaser's option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the
Funding Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

      Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than five business days prior to the Funding Date, Seller will deliver to
Purchaser or  its designee Legal Documents required pursuant to Schedule B. Upon
Purchaser's request, Seller shall make the Credit Documents available to Purchaser for review, at Seller's place of business and during reasonable business hours. If Purchaser makes such examination prior to the Funding Date and identifies any Mortgage Loans that do not conform to the Cendant Guide or are otherwise unacceptable to Purchaser, such Mortgage
Loans will be deleted from the Mortgage Loan Schedule at Purchaser's discretion.  Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser's rights to demand repurchase, substitution or other relief as provided herein.

      On the Funding Date and in accordance with the terms herein, Purchaser will pay to
Seller, by wire transfer of immediately available funds, the Purchase Price, together with interest at the Mortgage Loan Remittance Rate from the Cut-Off Date to the Funding Date, according to the instructions to be provided, respectively, by Cendant Mortgage and the
Trust.

      Purchaser  shall be entitled to all  scheduled  principal  due after the Cut-Off Date, all other  recoveries of principal  collected  after the Funding Date and all payments of interest on the Mortgage  Loans  (minus that  portion of any such payment  which is allocable  to the period prior to the Funding  Date).  The  principal  balance of each
      Mortgage Loan as of the Funding Date is determined  after  application  of payments of principal  due on or before the  Funding  Date  whether or not  collected.  Therefore, payments  of  scheduled  principal  and  interest  prepaid  for a due date  beyond the
      Funding  Date shall not be applied to the  principal  balance as of the Funding  Date.
      Such prepaid  amounts shall be the property of  Purchaser.  Seller shall hold any such prepaid  amounts for the benefit of Purchaser for  subsequent  remittance by Seller to
      Purchaser.  All scheduled  payments of principal due on or before the Funding Date and collected by Seller after the Funding Date shall belong to Seller.

Section 2.02            Possession of Mortgage Files.

      Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The contents of such Mortgage File not delivered to the Purchaser or Purchaser's designee are and shall be held in trust by the Seller for the benefit of the
Purchaser as the owner thereof and the Sellers' possession of the contents of each Mortgage
File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only.  Mortgage Files shall be maintained separately from the other books and records of the Seller.  Each Seller shall release from its custody  the contents of any
Mortgage File only in accordance with written instructions from the Purchaser, except where such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to a Seller or the Servicer in connection with the foreclosure or servicing of any Mortgage Loan shall be held by such Person in trust for the benefit of the
Purchaser in accordance with this Section 2.02.  Such Person shall return to the Purchaser such documents when such Person's need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser); provided that, if such Mortgage Loan is liquidated, then, upon the delivery by a Seller or the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

At the option of Puchaser, the Mortgage Files shall be held by document custodian in accordance with the terms of a custodial agreement.

Section 2.03            Books and Records.

      The sale of each of the Mortgage Loans shall be reflected on the applicable Seller's balance sheet and other financial statements as a sale of assets by the applicable Seller.
Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04      Defective Documents; Delivery of Mortgage Loan Documents .

      Subsequent to the Funding Date, if the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section 2.04, a "Defect"), the party discovering such Defect shall promptly so notify the other parties.  If the Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 45 days within which to correct or cure any such defect after the earlier of such Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within such 45 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  If the Defect pertains to any other document constituting a part of a
Mortgage File, then such Seller shall have a period of 90 days within which to correct or cure any such Defect after the earlier of such Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within the 90 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  Cendant Mortgage hereby covenants and agrees that, if any material Defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon Cendant Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04(3).

      The applicable Seller will, with respect to each Mortgage Loan to be purchased by the  Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in
Section 2.01.  If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified by such public recording office to be a true and complete copy of the recorded original thereof.

      If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof.  Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within 180 days following the Funding Date, then, upon written notice by the Purchaser to
Cendant Mortgage, the Purchaser may, in its sole discretion, then elect (by providing written notice to Cendant Mortgage) to treat such Mortgage Loan as a Defective Mortgage
Loan, whereupon Cendant Mortgage shall repurchase such Mortgage Loan by paying to the
Purchaser the Repurchase Price therefor in accordance with Section 3.04(3). The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the
Mortgage Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

      At the Purchaser's request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records.  If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded.  All recording fees related to such a one-time recordation of the
Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05            Transfer of Mortgage Loans.

      Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the
Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the Purchaser with respect to such
Mortgage Loans.  The Sellers recognize that the Mortgage Loans may be divided into
"packages" for resale ("Mortgage Loan Packages").

      All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees.  All references to the Purchaser shall be deemed to include its assignees or designees.  Utilizing resources reasonably available to the Seller without incurring any cost except the Seller's overhead and employees' salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this
Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller's overhead or employees' salaries.

      The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans prior to the immediately preceding Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may be) of the Mortgage
Loans.

      Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans may review and underwrite the Servicer's servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort.  The Servicer shall make the Mortgage Files related to the
Mortgage Loans held by the Servicer available at the Servicer's principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 5 Business Days prior notice).  The
Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer's premises.
      The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of
Mortgage Loans.  The Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in substantially the form of Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and
Recognition Agreement shall have been delivered to the Servicer.  The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the
Purchaser by executing such Assignment, Assumption and Recognition Agreement.  The Servicer
shall mark its books and records to reflect the ownership of the Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and the Servicer and their permitted successors, assignees and designees.

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                                                                   EXECUTION COPY
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63209.000014 CHARLOTTE 139216v6
ARTICLE III:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE; REVIEW OF
MORTGAGE LOANS

Section 3.01      Representations and Warranties of each Seller.

      Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each Funding Date or as of such date specifically provided herein:

(1)    Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to Cendant Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2)   Due Authority.  Cendant Mortgage had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3)   No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage
Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(4)   Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
Agreement;

(5)   No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets)
is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller's knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6)   Financial Statements.  Cendant Mortgage has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Cendant Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  The
Trust has delivered to the Purchaser financial statements dated as of December 31, 2000 and a copy of its Offering Circular dated May 21, 1998 (the "Trust Financials") and such Trust
Financials  fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust.  Except as has previously been disclosed to the Purchaser in writing, there has been no change in such
Trust Financials since their date and the Trust is not aware of any errors or omissions therein;

(7)   No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of
Cendant Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8)   No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement or the Mortgage Loans, or have a material adverse effect on the financial condition of the Seller;

(9)   No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage
Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11)  No Broker.  The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(12)  No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or in connection with the transactions contemplated herein or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

 (13) No Fraud.  Each Mortgage Loan being sold by the Seller to the Purchaser hereunder was originated and/or acquired by the Seller and sold to the Purchaser in each instance without any conduct (whether directed toward the Purchaser or otherwise) constituting fraud or misrepresentation on the part of the Seller;

(14)  No Adverse Selection.  The Seller has used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding conventional home mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Section 3.03 could be made;

Section 3.02      Representations and Warranties of the Servicer.

         The Servicer represents, warrants and covenants to the Purchaser that as of the
Funding Date or as of such date specifically provided herein:

(1)      Ability to Service.  The Servicer is an approved seller/servicer for FNMA and
FHLMC in good standing and is a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to Section 203 of the National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  No event has occurred that would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements or that would require notification to either FNMA or FHLMC;

(2)   Collection Practices.  The origination, servicing and collection practices used by the Servicer and any prior originator and servicer with respect to each  Mortgage Loan
(including, without limitation, the establishment, maintenance, and servicing of the Escrow
Accounts, if any) have been in all respects legal, proper and prudent in the mortgage servicing business and in accordance with the terms of the Mortgage Loan documents an
Acceptable Servicing Procedures.  With respect to Escrow Accounts and escrow payments that the Servicer is entitled to collect, there are no deficiencies for which customary arrangements for repayment have not been made.  All escrow payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents.  If such Mortgage Loan is the subject to an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  Any Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

 (3)   Due Organization.  The Servicer is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Servicer by any state having jurisdiction and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and service each Mortgage Loan in accordance with the terms of this Agreement.

(4)   Due Authority.  Servicier has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this
Agreement.  The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(5)   No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the
Purchaser to realize on the Mortgage Loans;

(6)   Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
Agreement;

(7)   No Material Default.  Neither the Servicer nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Servicer or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the
Servicer to perform under this Agreement, nor, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(8)   Financial Statements.  Servicer has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000.  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Servicer and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

(9)   No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of its financial statements that would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(10)  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened, against the Servicer, which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the
Servicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Servicer;

(11)  No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(12)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer;

(13)  No Broker.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(14)  No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a
fact necessary to make the statements contained therein not misleading.

Section 3.03      Representations and Warranties as to Individual Mortgage Loans .

      With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan.  Such representations and warranties speak as of the
Funding Date unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(14)   Mortgage Loan as Described.  Each Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects;

(15)   Complete Mortgage Files.  The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser or Purchaser's designee in compliance with the requirements of Article II.  The Seller is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser;

(16)   Owner of Record.  The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(17)   Payments Current.  All payments required to be made up to and including the Funding
Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Funding Date, and has not been so delinquent in the twelve months prior to the Funding Date;

(18)   No Outstanding Charges.  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(19)   Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage Loan Schedule;

(20)   No Defenses.  The Mortgage Note and the Mortgage related to such Mortgage Loan are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(21)    Hazard Insurance.  (a) All buildings upon the Mortgaged Property related to such
Mortgage Loan are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such
Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or Section 5.11.  All such insurance policies
(collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid.  The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor's cost and expense, and on such Mortgagor's failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such
Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor; or
(b) in the case of a condominium or PUD project that is not covered by an individual policy, the condominium or PUD project is covered by a "master" or "blanket" policy and there exists and is in the Servicer's Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage or share loan is covered under such policy.  The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid.  The insurance policy provides for advance notice to the Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the
Seller's interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the "master" policy and would be acceptable pursuant to the FNMA Guide;

(22)    Compliance With Applicable Laws.  All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

(23)   No Satisfaction of Mortgage.  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(24)   Valid First Lien.  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender's title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property;

(25)   Validity of Documents.  The Mortgage Note and the Mortgage related to such Mortgage
Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(26)    Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related
Mortgage Note and the related Mortgage have been duly and properly executed by such parties;

(14) Full Disbursement of Proceeds.  Such Mortgage Loan has closed and the proceeds of such
Mortgage Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within
120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent;

(15) Ownership.  The Mortgage Note and the Mortgage related to such Mortgage Loan or any interest or participation therein have not been assigned, pledged or otherwise transferred by the applicable Seller, and the Seller has good and marketable title thereto, and the
Seller is the sole owner thereof and has full right and authority to transfer and sell such
Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

         (16) Doing Business.  All parties that have had any interest in such Mortgage
Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged
Property is located. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(17) Title Insurance.  (a) Such Mortgage Loan is covered by an ALTA lender's title insurance policy or short form title policy acceptable to FNMA and FHLMC (or, in jurisdictions where ALTA policies are not generally approved for use, a lender's title insurance policy acceptable to FNMA and FHLMC), issued by a title insurer acceptable to
FNMA and FHLMC and qualified to do business in the jurisdiction where the related Mortgaged
Property is located, insuring (subject to the exceptions contained in clauses (11(a) and
(b) above) the Seller or Servicier, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment.  Additionally, such lender's title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged
Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The Seller or Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the
Purchaser without any further act.  No claims have been made under such lender's title insurance policy, no prior holder of the related Mortgage (including the Seller) has done, by act or omission, anything that would impair the coverage of such lender's insurance policy, and, there is no act, omission, condition, or information that would impair the coverage of such lender's insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of FNMA and FHLMC;

(18) No Defaults.  (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; (b)  there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an Insolvency Proceeding;
(d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; and (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan;

(19) No Mechanics' Liens.  There are no mechanics' or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(20) Location of Improvements; No Encroachments.  , all improvements that were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the FNMA Guide and the FHLMC Selling Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(21) Origination; Payment Terms.  Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such
Mortgage Loan.  If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage Loan Schedule.  The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule;

(22) Due On Sale.  Except as noted otherwise on the Mortgage Loan Schedule, the related
Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(23) Prepayment Penalty.  Except as noted otherwise on the Mortgage Loan Schedule, such
Mortgage Loan is not subject to any Prepayment Penalty. If a Mortgage Loan has a prepayment penalty such prepayment penalty is enforceable and is permitted pursuant to federal, state, and local law;

(24) Mortgaged Property Undamaged; No Condemnation.  As of the Funding Date, the related
Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(25) Customary Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(26) Conformance With Underwriting Standards. Each Mortgage Loan was underwritten in accordance with underwriting standards of Cendant Mortgage as set forth in the Cendant
Guide;

(27) Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by FNMA and FHLMC, signed prior to the approval of such
Mortgage Loan application by an appraiser, duly appointed by the originator of such
Mortgage Loan, whose compensation is not affected by the approval or disapproval of such
Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC for appraisers and who had no  interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof.  Such appraisal was made in accordance with the relevant provisions o the Financial Institutions Reform, Recovery and Enforcement Act of 1969, as in effect on the date of such Mortgage Loan was originated.;

(28) Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

(29) LTV; Primary Mortgage Insurance Policy.  Except with respect to Additional Collateral
Mortgage Loans (as defined in Exhibit 10 hereto) if such Mortgage Loan had a Loan-to-Value
Ratio of more than 80% at origination, and is not originated under an additional collateral mortgage loan program, such Mortgage Loan is and will be subject to a Primary Insurance
Policy issued by a Qualified Mortgage Insurer, which insures the Seller or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule.
All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any related Mortgage subject to any such Primary Insurance Policy ( which is not a
"Lender-Paid" Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  As of the date of origination, the Loan-to-Value Ratio of such
Mortgage Loan is as specified in the applicable Mortgage Loan Schedule.  ;

(30) Occupancy.  As of the date of origination of such Mortgage Loan, the related Mortgaged
Property is lawfully occupied under applicable law;

(31) Supervision and Examination by a Federal or State Authority.  Each Mortgage Loan
either was (a) closed in the name of the Cendant Mortgage, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban
Development pursuant to Sections 203 and 211 of the National Housing Act (a "HUD Approved
Mortgagee"), and was so at the time such Mortgage Loan was originated (Cendant Mortgage or such other entity, the "Originator") or (c) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the Originator's underwriting criteria at the time of origination and was originated in accordance with the Originator's policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  The Mortgage Loans that the Trust is selling to Purchaser were originated by or on behalf of Cendant Mortgage and subsequently assigned to the Trust.

(32) Adjustments.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(33)  Insolvency Proceedings; Soldiers' and Sailors' Relief Act. The related Mortgagor
(1) is not the subject of any Insolvency Proceeding; and (2) has not notified the Seller of any relief requested by or allowed to such Mortgagor under the Soldiers' and Sailors' Civil
Relief Act of 1940;

(34) FNMA/FHLMC Documents.  Such Mortgage Loan was closed on standard FNMA or FHLMC documents or on such documents otherwise acceptable to them.

(35)  Acceptable Investment.  To the best of Seller's knowledge, there is no circumstance or condition with respect to the related Mortgage File, Mortgage, Mortgaged Property,
Mortgagor or Mortgagor's credit standing, including but not limited to 'limited income documentation programs' whereby the lending decision is based upon factors other than the
Mortgagor's income, that can reasonably be expected to cause private institutional investors to regard such Mortgage Loan as an unacceptable investment, cause such Mortgage
Loan to become delinquent, or adversely affect the value or marketability of such Mortgage
Loan;

(36)  No Fraud.  No error, omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan;

(38)  Insurance Policies.  To the best of the Seller's knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of such
    Mortgage Loan has taken place on the part of any Person (including the related
    Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan or in the application for any insurance relating to such Mortgage Loan) that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for such Mortgage Loan;

(38)  Disclosure Materials.  The related Mortgagor has received all disclosure materials required by applicable law with respect to the making of conventional mortgage loans and has executed a written acknowledgment to such effect, which acknowledgment is contained in the Servicer's Mortgage File:

(43)  No Trade-In or Exchange.  Such Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale or exchange of an REO Property;

(44)  No Environmental Hazards.  As of the date of origination of such Mortgage Loan, the
    Seller had no actual knowledge of the presence of any Hazardous Substances, or other environmental hazards, on, in, or that could affect the related Mortgaged Property;

(45)  Sellers agree that is shall not solicit any mortgage (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television on radio, in magazines, on the Internet, or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute "direct solicitation" and shall not violate this covenant.

(46)  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located:

(43) With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b)
other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security
Agreement.  There are no liens against or security interest in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loans), which have priority over the
Seller's security interest in such cooperative shares;

(44)  With respect to each Cooperative Loan, a search for filings of financing statements has been made by a Seller competent to make the same, which Seller is acceptable to Fannie
Mae or FHLMC, and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Cooperative Loan;

(45)  With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation"
within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(46)  With respect to each Cooperative Loan, (a) the terms of the related proprietary lease or occupancy agreement is longer than the terms of the Cooperative Loan, (b) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and
(c) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative

(47)  The Mortgaged Property is located in the state identified in the Mortgage Loan
Schedule and consists of a single, contiguous parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Cendant Guide requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged
Property was being used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Cendant Guide eligibility requirements or is located in a condominium or  planned unit development project which has received Cendant project approval and the representations and warranties required by
Cendant with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(48)  The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Interest Rate will not increase or decrease by more than the applicable Periodic Cap on any Adjustment
Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage
Loan.  Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such
Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization.  None of the Mortgage Loans contain a balloon feature, are graduated payment mortgages or shared appreciation mortgages;

(49)  With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i) On or before the date of origination of such Mortgage Loan, the Company and the
Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary
Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each
Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan.  The effective interest rate of a
Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note.  The Buydown Mortgage Loan
satisfies the requirements of Fannie Mae guidelines;

(ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown
Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown
Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the
Mortgaged Property;

Section 3.04       Repurchase.

(1)         It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the sale of the Mortgage Loans to the
Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any
Mortgage File.

(3)   Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein, the party discovering such breach shall give prompt written notice to the other.

(3)   Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the Purchaser to the Seller of any breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein(a
"Defective Mortgage Loan"; provided that "Defective Mortgage Loan" shall also include any
Mortgage Loan treated or designated as such in accordance with Section 2.04) within which to correct or cure such breach.  If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same.  Each Seller hereby covenants and agrees with respect to each
Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price.

(4)   Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04(3) by wire transfer of immediately available funds directly to the Purchaser's Account.  It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04(4) to cure any breach of such Seller's representations and warranties contained in Section 3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the Purchaser in connection with any breach of a Seller's representations and warranties contained in Section 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

(6)       The parties further agree that, in recognition of the Trust's rights against
   Cendant Mortgage
with respect to the Mortgage Loans acquired by it from Cendant Mortgage and conveyed to the
Purchaser hereunder, the Purchaser shall have the right to cause Cendant Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by the
Trust of Section 3.03 (3) or 3.03(15) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05      Certain Covenants of each Seller and the Servicer.

Without incurring undue effort or any cost except the Seller's overhead or employees'
salaries, each Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests, in securitizing the Mortgage Loans and selling undivided interests in such
Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b)  providing information relating to delinquencies and defaults with respect to the Servicer's servicing portfolio (or such portion thereof as is similar to the
Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated "AAA" (including a securitization involving a REMIC) (a "Securitization"), and (d) providing as of the date of such securitization representations and warranties as to the Seller and the Mortgage Loans, which are consistent with the representations and warranties contained in this Agreement, but modified, if necessary, to reflect changes since the Funding Date and also providing such reasonable and customary indemnification to the Purchaser or its affiliates. In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser's sole cost and expense.  In the event that a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders is requested by the Purchaser, the Servicer agrees to service the
Mortgage Loans in accordance with the reasonable and customary requirements of such
Securitization, which may include the Servicer's acting as a subservicer in a master servicing arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans.The cost of such securitization shall be borne by the Purchaser, other than the Seller's overhead or employees' salaries.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PREDCEDENT TO FUNDING

Section 4.01      Representations and Warranties.

      The Purchaser represents, warrants and covenants to the Seller that as of each
Funding Date or as of such date specifically provided herein:

(1) Due Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the
Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority.  The Purchaser had the full power and authority and legal right to acquire the Mortgage Loans that it acquired.  The Purchaser has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this
Agreement.  The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict.  None of the execution and delivery of this Agreement, the acquisition , of the Mortgage Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform.  The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
Agreement;

(5)  No Material Default.  The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the  of the Purchaser's knowledge, has any event occurred which, with notice, lapse of time or both) would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(6)  No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Purchaser since the date of the
Purchaser's financial statements that would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(7) Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Purchaser's knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(8) Broker.  The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(9) No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the
Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the
Mortgage Loans from the Seller or the consummation of the transactions contemplated by this
Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10) Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser; and

(11)  Non-Petition Agreement. The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop's Gate
Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop's Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop's
Gate Residential Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop's Gate Residential Mortgage Trust.  This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser.

(12) The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant.

Section 4.02.  Conditions Precedent to Closing.

Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(d)   All of the representations and warranties of Seller under the Cendant Guide, and of
            Seller and Purchaser under this Agreement shall be true and correct as of the
            Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of Default under this Agreement or under the Cendant Guide;

(e)   Purchaser shall have received, or Purchaser's attorneys shall have received in escrow, all Closing Documentsas specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than
            Purchaser as required pursuant to the respective terms thereof; and

(f)   All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable Purchase Price as provided herein.

ARTICLE V: ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01      Cendant Mortgage to Act as Servicer; Servicing Standards; Additional
Documents; Consent of the Purchaser.

(1)   The Servicer, as independent contract servicer, shall service and administer the
Mortgage Loans and REO Property from and after each Funding Date in accordance with the terms and provisions of the Mortgage Loans, applicable law, Acceptable Servicing Procedures and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the Servicer's obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates' account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage
Loans.  Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the
Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Seller, including with respect to
Servicing Fees.

      Any Additional Collateral Mortgage Loans (as defined in Exhibit 10 hereto), will be serviced in accordance with the terms of the Additional Collateral Assignment and Servicing
Agreement (attached hereto as Exhibit 10) and the terms of this Agreement.

(2)         To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any Insurance Proceeds and Liquidation
Proceeds, (d) to consent to the application of any Insurance Proceeds or Condemnation
Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to
effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement.  If reasonably requested by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the
Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property. Nothing contained in this Agreement shall limit the ability of the
Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the
Servicer were not a party to this Agreement or to the transactions contemplated hereby.
Unless such business or dealings adversely affect the value of a Mortgage Loan or the interest of Purchaser in a Mortgage Loan.

(3)         Notwithstanding anything to the contrary contained herein:

            (a)   the Servicer acknowledges that the Purchaser or its designee will
(subject to the provisions of Section 5.13) retain title to, and ownership of, the Mortgage
Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO
Property or any portion thereof, unless otherwise requested by the Purchaser in accordance with Section 5.13; 5.13 says we can take title

            (b)   the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage
Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

            (c)   the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by FNMA, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser's written consent
(such approval will not be unreasonably withheld) prior to the Servicer taking any of the following actions:  (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, ; (2) selling any Specially
Serviced Mortgage Loan or REO Property; (3) making, with respect to any Specially Serviced
Mortgage Loan or REO Property, Servicing Advances (irrespective of whether non-recoverable); provided that the Servicer shall not be required to so advise the
Purchaser to the extent that each related Servicing Advance as to the related Mortgaged
Property or REO Property is not in excess of $10,000; (4) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan; (5) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 20 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have rejected such recommended action(s) and
theServicer shall not take any such action(s);

            (d)   the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the
Purchaser, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

            (e)   the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

            (f)   the Purchaser may at any time and from time to time, in its sole discretion, upon 10 Business Days written notice to the Servicer, terminate the Servicer's servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage
Loan that, in accordance with the Purchaser's internal credit classification criteria, has been classified as "doubtful" or a "loss."  Upon the effectiveness of any such termination of the Servicer's servicing obligations with respect to any such REO Property or Mortgage
Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law.

Section 5.02      Collection of Mortgage Loan Payments.

      Continuously from the date hereof until the principal and interest on all Mortgage
Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01.  Furthermore, the
Servicer shall  ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

 Section 5.03     Collection of Mortgage Loan Payments.

      The Servicer shall, within five (5) calendar days following each Record Date, deliver to the Purchaser monthly reports (substantially in the form of Exhibit 5.03(a) and Exhibit
5.03(b) attached hereto) with respect to all Specially Serviced Mortgage Loans.  In addition, the Servicer shall, within one (1) Business Day following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Purchaser a notice of foreclosure sale substantially in the form of Exhibit 5.03(c) attached hereto.

Section 5.04      Establishment of Collection Account; Deposits in Collection Account.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts constituting Eligible Accounts, with any funds in excess of the current
FDIC established insurance limits invested in Permitted Investments.  The creation of any
Collection Account shall be evidenced by a certification in the form of Exhibit 5.04-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form of Exhibit 5.04-2 attached hereto, in the case of an account held by a depository other than the Servicer.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

      The Servicer shall deposit in the Collection Account on a daily basis, within two
Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (7), (8) and (9) of this Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Funding Date, or received by it prior to the Funding Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the
Funding Date:

11)   all payments on account of principal, including Principal Prepayments, on the
   Mortgage Loans;

12)   all payments on account of interest on the Mortgage Loans;

13)   all Liquidation Proceeds;

4)  all REO Disposition Proceeds

14)   all Insurance Proceeds, including amounts required to be deposited pursuant to
   Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Properties or released to the applicable
   Mortgagors in accordance with the Servicer's normal servicing procedures and Acceptable
   Servicing Procedures, the related Mortgages or applicable law;

15)   all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer's normal servicing procedures, the related
   Mortgage or applicable law;

16)   any Monthly Advances in accordance with Section 6.03;

17)   any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit to be made from the Servicer's own funds without reimbursement therefor;

18)   any amounts required to be deposited by the Servicer pursuant to Section 5.16(ii) in connection with any losses on Permitted Investments; and

19)   any amounts required to be deposited in the Collection Account pursuant to
   Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof.

20)   interest on the amount of any Payoff at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs.

      The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05      Permitted Withdrawals from the Collection Account.

      The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

10)   to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (other than with respect to REO Properties) that are approved by the Purchaser as being non-recoverable in accordance with Section 6.04;
11)   to make payments to the Purchaser in the amounts, at the times and in the manner provided for in Section 6.01;
12)   to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this Subsection 3 being limited to amounts received on the related Mortgage
   Loan which represent late payments of principal and/or interest with respect to which any such Monthly Advance was made;
13)   to reimburse itself for unreimbursed Servicing Advances (other than with respect to
   REO Properties) and for unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this Subsection 4 with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the
   Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where  a Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to
   Sections 2.04, 3.04 and/or 7.02, the Servicer's right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase
   Price and all other amounts required to be paid to the Purchaser with respect to such
   Mortgage Loan;
14)   to pay to itself, solely out of the interest portion of the Monthly Payment actually received with respect to a Mortgage Loan during the period ending on the most recent
   Determination Date, the Servicing Fee with respect to such Mortgage Loan;
15)   to pay to itself as additional servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any prepayment penalties or premiums relating to any
   Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;
16)   to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the Repurchase Price to be remitted to the Purchaser);
17)   to remove any amounts deposited into the Collection Account in error; and
18)   to clear and terminate the Collection Account upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this
   Agreement.
10) to make payments to the primary mortgage insurer for Mortgage Loans with  lender-paid
Primary Insurance Policy.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage
Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the
Collection Account pursuant to this Section.

Section 5.06       Establishment of Escrow Accounts; Deposits in Escrow.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a certification in the form shown on Exhibit 5.06-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form shown on Exhibit 5.06-2 attached hereto, in the case of an account held by a depository other than the Servicer, such depository having been consented to by the Purchaser.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

      The Servicer shall deposit in each Escrow Account on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this
Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.  The Servicer shall be responsible for ensuring that the administrator of the Escrow Account complies with all applicable laws, and shall indemnify and hold the Purchaser harmless with respect to the administration of such Accounts.

Section 5.07      Permitted Withdrawals From Escrow Accounts.

      Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the
Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property in accordance with the terms of the related
Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a
Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan,
(viii) to remove any amounts deposited into the Escrow Account in error; or (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 5.08       Payment of Taxes, Insurance and Other Charges; Maintenance of Primary
Insurance Policies; Collections Thereunder.

      With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary
Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  If a Mortgage does not provide for Escrow
Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow
Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this Agreement.

      The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(29), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained in accordance with Acceptable
Servicing Procedures and  until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the Homeowners Protection Act of 1998.  The Servicer shall assure that all premiums due under any Primary Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so.  The
Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the
Funding Date that is required to be kept in force under this Agreement unless a replacement
Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Mortgage Insurer .  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related
Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance
Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

      In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary
Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary
Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09      Transfer of Accounts.

      The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and (ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Purchaser.  Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

      To the extent that at any time the funds in either the Collection Account or the
Escrow Account should exceed the FDIC maximum insurance limit, (the "Excess Amount"), the
Servicer shall put such Excess Amounts into Permitted Investments, which funds shall be brought back into the Collection Account or Escrow Account, as the case may be, for distribution to the Purchaser on the related Remittance Date.

Section 5.10      Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid
Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

         If any Mortgaged Property is in an area identified by the Federal Emergency
Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National Flood Insurance Program with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the related Mortgage Loan or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of
1973, as amended.

      The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related
Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided that the
Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder's rating of B+ or better and a financial size category of III or better in Best's Key Rating Guide, or (2) a general policyholder's rating of "A" or "A-" or better in Best's Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located.
Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd's of
London or, if it is the only coverage available, coverage under a state's Fair Access to
Insurance Requirement (FAIR) Plan.  If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 5.11.

      Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the
Mortgagor in accordance with the  Acceptable Servicing Procedures, shall be deposited in the Collection Account within one Business Day after receipt, subject to withdrawal in accordance with Section 5.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

      It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11      Maintenance of Mortgage Impairment Insurance Policy .

      If the Servicer obtains and maintains a blanket policy issued by an issuer that has a
Best's Key rating of A+:V insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of
Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 5.10 and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause; provided that the Servicer shall not be entitled to obtain reimbursement therefor.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the
Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 5.12      Fidelity Bond; Errors and Omissions Insurance.

      The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and FHLMC on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the "Mortgage Banker's Blanket Bond" and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage
Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such Persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Guide and by FHLMC in the FHLMC Servicing Guide.  The Servicer shall cause to be delivered to the Purchaser on or before the Funding Date:  (i)  a certified true copy of the Fidelity Bond and insurance policy; (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Purchaser; and (iii)
written evidence reasonably satisfactory to the Purchaser that such Fidelity Bond or insurance policy provides that the Purchaser is a beneficiary or loss payee thereunder.

Section 5.13      Management of REO Properties.

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an "REO Property"), the deed or certificate of sale shall be taken in the name of the Purchaser or the Person (which may be the Servicer for the benefit of the
Purchaser) designated by the Purchaser, or in the event the Purchaser or such Person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the
Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  The Servicer (acting alone or through a subservicer), on behalf of the
Purchaser, shall, subject to Section 5.01(iii)(c), dispose of any REO Property pursuant to
Section 5.14.  Unless an appraisal prepared by an MAI Appraiser who is Independent in accordance with the provisions of 12 C.F.R. 225.65 shall have been obtained in connection with the acquisition of such REO Property, promptly following any acquisition by the
Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property.  The Servicer shall promptly notify the Purchaser of the results of such appraisal.  The Servicer shall also cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be
inspected at least   as required by Acceptable Servicing Practices thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicer's Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser.  The Servicer shall also furnish to the Purchaser the applicable reports required under Section 8.01.

Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO
Properties are held, then the Servicer shall manage, conserve, protect and operate each REO
Property in a manner that does not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of
Section 86OF(a)(2)(B) or any "net income from foreclosure property" within the meaning of
Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the
Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(iii)(c)), to do any and all things in connection with any REO Property as are consistent with the servicing standards set forth in Section 5.01.  In connection therewith, the Servicer shall deposit or cause to be deposited on a daily basis in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition.  Subject to Section 5.15(iv), the Servicer shall withdraw
(without duplication) from the Collection Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(6)   all insurance premiums due and payable in respect of such REO Property;
(7)   all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;
(8)   all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred by any "managing agent" retained by the Servicer in connection with the maintenance, management or operation of such REO Property);
(9)   all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and
(10)  all other reasonable costs and expenses, including reasonable attorneys' fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to
Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto.  The Servicer shall promptly notify the Purchaser in writing of any failure by the
Servicer to make a Servicing Advance of the type specified in clauses (1) or () above
(irrespective of whether such Servicing Advance is claimed to be non-recoverable by the
Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the
Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the
Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.14      Sale of Specially Serviced Mortgage Loans and REO Properties.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the
Servicer shall offer to sell any REO Property no later than the time determined by the
Servicer to be sufficient to result in the sale of such REO Property on or prior to the purchase date specified in Section 5.15(3).  In accordance with the servicing standards set forth in Section 5.01, the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property and, upon receipt thereof, promptly (but in any event within 3 Business Days) present such bids and offers to the
Purchaser.  The Servicer shall not accept any bid or offer for any Specially Serviced
Mortgage Loan or REO Property except in compliance with Section 5.01(3(c).  The Purchaser may reject any bid or offer if the Purchaser determines the rejection of such bid or offer would be in the best interests of the Purchaser.  If the Purchaser rejects any bid or offer, the Servicer shall, if appropriate, seek an extension of the 2 year period referred to in Section 5.15.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the
Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage
Loan or REO Property, including the collection of all amounts payable in connection therewith.  The terms of sale of any Specially Serviced Mortgage Loan or REO Property shall be in the sole discretion of the Purchaser.  Any sale of a Specially Serviced Mortgage Loan or any REO Disposition shall be without recourse to, or representation or warranty by, the
Purchaser or the Servicer, and, if consummated in accordance with the terms of this
Agreement, then the Servicer shall have no liability to the Purchaser with respect to the purchase price therefor accepted by the Purchaser.  The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in (a) if such sale is an REO Disposition, in the Collection Account in accordance with Section 5.13 and (b) in any other circumstance, the Collection Account in accordance with Section 5.04.

Section 5.15      Realization Upon Specially Serviced Mortgage Loans and REO Properties.

(1)   Subject to Section 5.01(iii)(c), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced
Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with  Acceptable
Servicing Procedures, be made for collection of delinquent payments pursuant to
Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with
Section 5.01.  The Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as
Servicing Advances either through Liquidation Proceeds or through Insurance Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced
Mortgage Loan(including REO Disposition Proceeds).  The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

(2)   Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.  Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to
Section 5.01(3)(c) and incident to its conservation and protection of the interests of the
Purchaser, rent the same, or any part thereof, for the period to the sale of such REO
Property.

(3)   Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser's behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan.  If the Purchaser acquires any real property
(or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and
Section 5.14 as soon as possible but in no event later than 2 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

(4)   Any recommendation of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Property, net of reimbursement to the Servicer for Servicing Advances and fees for work-out compensation in accordance with the FHLMC Servicing Guide, incurred with respect to such REO Property under Section 5.13, shall be applied to the payment of the costs and expenses set forth in Section 5.13(iv), with any remaining amounts to be promptly deposited in the Collection Account in accordance with Section 5.13.

(5)   If, in the exercise of its servicing obligations with respect to any Mortgaged
Property hereunder, the Servicer deems it is necessary or advisable to obtain an
Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.13(4).
Such Environmental Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental
Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such
Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  (The conditions described in the immediately preceding clauses (a) and (b) shall be referred to herein as "Environmental Conditions Precedent to Foreclosure.")  If any such
Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing Environmental Conditions Precedent to
Foreclosure or to proceed in accordance with Subsection (6) or (7), as the case may be, below (such additional testing thereafter being included in the term "Environmental
Assessment").

(6)   If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with Subsection 5 of this Section 5.15 establishes that any of the Environmental
Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged
Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser.  If, pursuant to
Section 5.01(iii)(c), the Purchaser has notified the Servicer in writing to proceed against such Mortgaged Property, then the Servicer shall so proceed.  The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the
Environmental Conditions Precedent to Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

(7)   If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with Subsection 5 of this Section  5.15 establishes that any of the
Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any
Mortgaged Property and, in accordance with Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as Purchaser and Servicer shall agree upon. .

(8)   Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3(c) and, if such action is approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action;
and (b) take such action in compliance with all applicable Environmental Laws.

Section 5.16 Investment of Funds in the Collection Account.

The Servicer may direct any depository institution which holds a Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest.  All such Permitted Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

      (a)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

      (b)  demand payment of all amounts due thereunder promptly upon determination by the
      Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the
      Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05.  The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted Investment immediately upon realization of such loss.

ARTICLE V: REPORTS; REMITTANCES; ADVANCES

Section 6.01 Remittances.
(1) On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the preceding Determination Date
(including (1) the amount of any Payoff, together with interest thereon at the related
Remittance Rate to the  end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the Servicer pursuant to Section 5.13), net of charges against or withdrawals from the Collection
Account in accordance with Section 5.05, which charges against or withdrawals from the
Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all
Monthly Advances, if any, which the Servicer is obligated to remit pursuant to
Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, Prepaid Monthly Payments and minus principal prepayments received after the last calendar day of the month preceding the Remittance Date. any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

(2) All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser or
Purchaser's designee by wire transfer of immediately available funds accordingly to the instructions that will be provided by Purchaser to the Servicer.

(3) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by Citibank, N.A., New York, New York, as its prime lending rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  Neither the payment by the Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the
Purchaser of any Event of Default.

Section 6.02 Reporting.

      On or before the 5th calendar day (or, if such day is not a Business Day, on the immediately succeeding Business Day) of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports in the form of Exhibits 6.02(a)
through 6.02(g) attached hereto with respect to the most recently ended Monthly Period and the 6.02 (b) will be given in electronic form..  .  The Purchaser may assess penalty fees in accordance with  The FNMA Guidefor late or incorrect reporting.

      The Servicer shall provide the Purchaser with such information concerning the
Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 6.03      Monthly Advances by the Servicer.

(1)   Not later than the close of business on the Business Day immediately preceding each
Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the
Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which represent Prepaid Monthly Payments.

(2)   The Servicer's obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage
Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all
Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or
Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers' Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that advances with respect to such Mortgage Loan are non-recoverable.

Section 6.04      Non-recoverable Advances.

      The determination by the Servicer that any Monthly Advance or Servicing Advance, if made, would constitute a non-recoverable advance shall be evidenced by an Officers'
Certificate delivered to the Purchaser detailing the reasons for such determination, with copies of a relevant appraisal by an MAI Appraiser who is Independent and, if such reports are to be used to determine that any Monthly Advance or Servicing Advance would be a non-recoverable advance, all engineers' reports, environmental reports or other information relevant thereto that support such determination.  Such Officers' Certificate shall set forth the Servicer's considerations in reaching its conclusion that such advance is non-recoverable, and such conclusion shall be based upon, in addition to the above-described appraisal and reports, income and expense statements, rent rolls, occupancy, property inspections, servicer inquiries and other information of similar nature that support the Servicer's conclusion that such advance is non-recoverable.  The Purchaser shall have a period of 45 days following the later of (i) the receipt by the Purchaser of such Officers' Certificate and all documentation supplied by the Servicer relating thereto and (ii) the receipt by the Purchaser of such other related documentation or information as shall have been reasonably requested by the Purchaser within 30 days following the delivery of such Officers' Certificate, to approve, by the exercise by the Purchaser of its reasonable credit judgment, the subject Monthly Advance or Servicing Advance as a non-recoverable advance.  Only if the Purchaser has so approved any Monthly Advance or
Servicing Advance as non-recoverable shall the Servicer be entitled to reimbursement for such non-recoverable advance (solely to the extent made) as provided in Section 5.05 or
Section 5.13, as applicable.  The Servicer shall also deliver to the Purchaser from time to time upon request copies of any appraisals and other reports or information of the type described in this Section 6.04 that it possesses relative to any Mortgaged Property.

Section 6.05      Itemization of Servicing Advances.

The Servicer shall provide the Purchaser with an itemization of all Servicing Advances incurred or made by the Servicer hereunder not less than quarterly and at such other times as the Purchaser may from time to time reasonably request.

ARTICLE VI: GENERAL SERVICING PROCEDURE

 Section 7.01     Enforcement of Due-on-Sale Clauses, Assumption Agreements.

(1)   The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the
Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such
Mortgage Loan under any "due-on-sale" clause applicable thereto; provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary
Insurance Policy, if any.
(2)   If the Servicer is prohibited from enforcing such "due-on-sale" clause, then the
Servicer will enter into an assumption agreement with the Person to whom the Mortgaged
Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  (For purposes of this Section 7.01, the term
"assumption" is deemed to also include a sale of the Mortgaged Property subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.)
If any Mortgage Loan is to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same Cendant Mortgage underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(iii), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser's
Mortgage File and shall, for all purposes, be considered a part of such Purchaser's
Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.
(3)   If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02      Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 5.04 have been or will be so deposited and shall request delivery to it of the
Purchaser's Mortgage File held by the Purchaser or its designee.  Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the Servicer and the Servicer shall promptly prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

      If the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within
10 Business Days following written demand therefor from the Purchaser to the Servicer, the
Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the
Repurchase Price therefor by wire transfer of immediately available funds directly to the
Purchaser's Account.

      From time to time and as appropriate for the servicing or foreclosure of the Mortgage
Loan, including for this purpose collection under any Primary Insurance Policy, the
Purchaser or Purchaser's designee shall, upon request of the Servicer and delivery to the
Purchaser of a servicing receipt signed by a Servicing Officer, release the  Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage Loan documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection
Account or the  Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such
Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection
Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03      Servicing Compensation.

      As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments actually collected on the Mortgage Loans the amounts provided for as the Servicing Fee.  The Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full
Monthly Payment in respect of such Mortgage Loan.  Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges and other servicer compensation for modifications, short sales, and other services not to exceed those fees described in the FHLMC Servicing Guide shall be retained by the Servicer to the extent not required to be deposited in the Collection Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04      Annual Statement as to Compliance.

      The Servicer will deliver to the Purchaser on or before March 31 of each year, beginning with March 31, 2002, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this
Agreement has been made under such officers' supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers'
knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

Section 7.05      Annual Independent Certified Public Accountants' Servicing Report.

      On or before March 31 of each year beginning March 31, 2002, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the
American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation
Program for Mortgage Bankers, such servicing has been conducted in compliance with this
Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and
(ii) such other exceptions as shall be set forth in such statement.

Section 7.06      Purchaser's Right to Examine Servicer Records.

      The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon five days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the
Servicer (whether held by the Servicer or by another) relating to the servicing of the
Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this
Agreement.  The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

ARTICLE VIII        REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01      The Servicer's Reporting Requirements.

Electronic Format.  If requested by the Purchaser or its designee, the Servicer shall supply any and all information regarding the Mortgage Loans and the REO Properties, including all reports required to be delivered pursuant to  Section 5.03, Section 6.02 and this Section 8.01, to the Purchaser in electronic format reasonably acceptable to Purchaser.

REO Property Reports.  On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser a report, in form acceptable to Purchaser, describing in reasonable detail the Servicer's efforts in connection with the sale of each
REO Property and setting forth all operating income (including rental income) and operating expenses pertaining to each REO Property for the previous month, together with rent rolls, operating statements, and such other information as is referenced on such report pertaining to the REO Property.

Additional Reports; Further Assurances.  On or before the 3rd Business Day preceding each
Determination Date, the Servicer shall deliver to the Purchaser (i) a report, acceptable to the Purchaser, describing in reasonable detail all Mortgage Loans that are 90 days or more delinquent and the Servicer's activities in connection with such delinquencies and (ii) a report (substantially in the form of Exhibit 8.01 attached hereto) with respect to delinquent Mortgage Loans.  Utilizing resources reasonably available to the Servicer without incurring any cost except the Servicer's overhead and employees' salaries, the
Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO
Properties (provided the Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request.  If any of such reports are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the Purchaser and the Servicer taking into account the Servicer's actual time and cost in preparing such reports.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02      Financial Statements.

      The Servicer understands that, in connection with marketing the Mortgage Loans, the
Purchaser may make available to any prospective purchaser of the Mortgage Loans the
Servicer's audited financial statements for its fiscal year 1999 and its audited financial statements for fiscal year 2000, together with any additional statements provided pursuant to the next sentence.  During the term hereof, the Servicer will deliver to the Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

      The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer's ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the
Mortgage Loans in accordance with this Agreement.

ARTICLEIX: THE SELLERS

Section 9.01      Indemnification; Third Party Claims.

      Each Seller shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an "Indemnified Party") from and against any costs, damages, expenses (including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses")
suffered or sustained in any way by any such Person, no matter how or when arising
(including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by such Seller of any of its representations and warranties contained in Article III or (ii) a breach by such Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof.  The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and
(iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Indemnified Party in respect of such claim.  Nothing contained herein shall prohibit the Indemnified Party, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither
Seller shall be obligated to pay or comply with any settlement to which it has not consented.  All amounts required to be paid or reimbursed by a Seller hereunder shall be paid or reimbursed as and when incurred by the Indemnified Party upon demand therefor by such Indemnified Party.

Section 9.02      Merger or Consolidation of the Seller.

      Each Seller will keep in full effect its existence, rights and franchises as a corporation or a Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such Seller's assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding;
provided that, unless otherwise consented to by the Purchaser, the successor or surviving
Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of FNMA and FHLMC in accordance with the requirements of Section 3.02(1), shall not cause a rating on any security backed by a Mortgage Loan to be downgraded and shall satisfy the requirements of Section 12.01 with respect to the qualifications of a successor to such Seller.

Section 9.03      Limitation on Liability of the Sellers and Others.

      Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith;
provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder.  The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability; provided that the Sellers may with the written consent of Purchaser undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall notify the Purchaser and the
Purchaser shall either (1) authorize the removal of the expenses by the Seller from the
Collection Account or (2)  Remit the requested expenses to the Seller .

Section 9.04      Servicer Not to Resign.

      With respect to the retention by Cendant Mortgage of the servicing of the Mortgage
Loans and the REO Properties hereunder, Cendant Mortgage acknowledges that the Purchaser has acted in reliance upon Cendant Mortgage's Independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Consequently, Cendant Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) with the approval of the
Purchaser, such approval not to be unreasonably withheld, or (ii) 30 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Cendant Mortgage.  Any determination permitting the transfer of the servicing rights or the resignation of Cendant Mortgage under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser.

ARTICLEX:  DEFAULT

Section 10.01     Events of Default.

      In case one or more of the following events shall occur and be continuing:

(8)   any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 3
    Business Days unless such failure to remit is due to a cause beyond the Servicer's control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the
    Servicer gives the Purchaser notice of such cause promptly and uses commercially reasonable efforts to correct such failure to remit and does so remit within 2 Business
    Days following the end of the duration of the cause of such failure to remit; or

(9)   any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the Purchaser; provided that such 45-day period shall not begin with respect to any failure to cure or repurchase in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable;

(10)  any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(11)   any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(12)   any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(13)   any failure or inability of Cendant Mortgage to be eligible to service Mortgage
    Loans for FNMA or FHLMC;

(14)  any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a Seller's/Servicer's rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers and The
Servicer under this Agreement and in and to the Mortgage Loans(including the Servicing rights thereon) and the proceeds thereof subject to Section 12.01, without the Purchaser's incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this
Section 10.01, this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO Properties or otherwise) shall automatically cease.  On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage Loans or otherwise) shall cease.

ARTICLEXI:  TERMINATION

Section 11.01     Term and Termination.

(1)   The servicing obligations of the Servicer under this Agreement may be terminated as provided in Section 10.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers and Servicer hereunder shall terminate upon:  (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3)  Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all  Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer's sole expense.  In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer's servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection
Account and/or the Escrow Account or thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02 Termination without Cause   In the event that any Mortgage Loans become
delinquent in their payment obligations, and the Purchaser has no disposition option other than to sell such non-performing Mortgage Loans to a third party purchaser on a servicing released basis, then Seller agrees to act in the following manner:  (i) either allow the servicing function on such non-performing Mortgage Loans to be released to the Purchaser's third party purchaser; or (ii) purchase the non-performing Mortgage Loans from the
Purchaser under the same price and terms which the Purchaser's third party purchaser would have purchased such non-performing Mortgage Loans.

Section 11.03     Survival.

      Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) , shall survive the termination of this Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser's behalf.

ARTICLE VIIII:  GENERAL PROVISIONS

Section 12.01     Successor to the Servicer.

Upon the termination of the Servicer's servicing responsibilities and duties under this
Agreement pursuant to Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this
Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement.  If the Servicer's duties, responsibilities and liabilities under this
Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The termination of the Servicer's servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to Section 2.04 and/or 7.02, the representations and warranties or other obligations set forth in Sections 2.04, 3.01, 3.02 and 3.03 and the remedies available to the Purchaser under the various provisions of this Agreement.  In addition, such termination shall not affect any claims that the Purchaser may have against the
Servicer arising prior to any such termination.

Section 12.02  Governing Law.

       This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03     Notices.

      Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, EMC Mortgage Corporation; MacArthur Ridge II, 909 Hidden Ridge
Drive, Suite 200, Irving, TX 75038, Attention: Ed Raice with copy to Bear Stearns 245 Park
Avenue, New York, NY 10167 Attention Legal Department, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, (ii) in the case of the
Cendant Mortgage, Cendant Mortgage Corporation, 6000 Atrium Way, Mt. Laurel, NJ  08054,
Attention:  Peter A. Thomas, Vice President, Secondary Marketing, and (iii) in the case of the Trust, c/o Cendant Mortgage Corporation, as  Administrator, 6000 Atrium Way, Mt.
Laurel, NJ  08054, Attention:  Peter A. Thomas, Vice President, Secondary Marketing ,or
such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller.

Section 12.04     Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this
Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05     Schedules and Exhibits.

      The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06     General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this
Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6) a reference to a "day" shall be a reference to a calendar day;

(7) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms "include" and "including" shall mean without limitation by reason of enumeration.

Section 12.07     Waivers and Amendments, Noncontractual Remedies; Preservation of
Remedies.

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08     Captions.

All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09     Counterparts; Effectiveness; Assigns.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.  None of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 12.10     Entire Agreement; Amendment.

This Agreement (including the schedules and exhibits annexed hereto or referred to herein), together with the Cendant Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11     Further Assurances.

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.  The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

 EMC Mortgage Corporation
By:
Name:
Title:

CENDANT MORTGAGE CORPORATION

By:
Name: Peter A.  Thomas
Title:      Vice President

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST (formerly
known as CENDANT RESIDENTIAL MORTGAGE TRUST)

By:   Cendant Mortgage Corporation, as Administrator

By:
Name: Peter A. Thomas
Title:                      Vice President

            Schedule B-1

On or prior to the Funding Date, the Seller shall deliver to the Purchaser, or its
designee, each of the following documents for each Mortgage Loan:(i)    The original
Mortgage Note endorsed, "Pay to the order of ________________, without recourse" and signed in the name of the Seller by an authorized officer. In the event that the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[SELLER], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[SELLER], formerly known as [previous name]";(ii) Original recorded Mortgage, with evidence of recording information thereon except for any Mortgage which has been forwarded to the appropriate recorder's office for recordation and which has not been returned by such recording officer, in which case the Seller shall deliver and release to Purchaser a certified true copy of any such Mortgage so certified by the Seller with evidence of such
Mortgage's delivery to the appropriate recorder's office. In addition, the Seller shall deliver and release to the Purchaser the original recorded Mortgage within 90 days after the Funding Date;(iii)  Original Assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording but not recorded. In the event that the
Mortgage Loan was acquired by the Seller in a merger, the assignment must be by "[SELLER], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the
assignment must be by "[SELLER], formerly known as [previous name]";(iv)      Original
policy of title insurance, except for those Mortgage Loans originated within 60 days before the Funding Date, for which Mortgage Loans the Seller shall have delivered and released to the Purchaser the related binders. In addition, the Seller shall deliver to the Purchaser the original policy of title insurance within 90 days after the Funding Date. The policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, Purchaser's interest as first mortgagee;(v) Original of all assumption, extensions and modification agreements;(vi) If required under Section 7, the original policy of primary mortgage guaranty insurance, or where such insurance is provided by a master policy, a certified true copy of the master policy and the original
certificate of insurance;(vii)      Original recorded intermediate assignments of the
Mortgage, including warehousing assignments, if any.
(viii)      Copies of documents evidencing the Borrower's pledge of additional collateral securing the Mortgage Loan, if applicable.

(ix)  With  respect  to a  Cooperative  Loan:  (i) a copy of the  cooperative  lease and the assignment  of such  cooperative  lease to the  originator  of the Mortgage  Loan,  with all intervening  assignments  showing a  complete  chain of title and an  assignment  thereof by
Seller;  (ii) the stock  certificate  together with an undated stock power  relating to such stock certificate  executed in blank; (iii) the recognition  agreement in substantially same form as  standard  "AZTECH"  form;  (iv)  copies  of the  financial  statement  filed by the originator  as secured  party and, if  applicable,  a filed UCC-3  Assignment of the subject security  interest  showing a  complete  chain of title,  together  with an  executed  UCC-3
Assignment of such security  interest by the Seller in a form sufficient for filing (v) loan security agreement.

                                                                                 EXHIBIT H-8

                                  EMC MORTGAGE CORPORATION

                                         Purchaser,

                               WACHOVIA MORTGAGE CORPORATION

                                           Seller

                   SELLER'S PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                  Dated as of July 1, 2005

                                   iii

63209.000014 CHARLOTTE 139216v6
                                    i

63209.000014 CHARLOTTE 139216v6

                                                                          Page
ARTICLE I DEFINITIONS........................................................4
  Section 1.01. Defined Terms................................................4
ARTICLE II SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION
              OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;

  Section 2.04. Record Title and Possession of Mortgage Files;

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER;
                  REPURCHASE; REVIEW OF MORTGAGE LOANS......................22
  Section 3.01. Representations and Warranties of the Seller................22
  Section 3.02. Representations and Warranties as to

  Section 4.04. Establishment of Custodial Accounts;

  Section 4.08. Payment of Taxes, Insurance and Charges;
                  Maintenance of Primary Mortgage

  Section 4.12. Maintenance of Fidelity Bond and Errors and

  Section 6.05. Annual Independent Certified Public

EXHIBITS
      A-1   Contents of Mortgage File
      A-2   Contents of Servicing File
      B     Form of Custodial Account Letter Agreement
      C     Form of Escrow Account Letter Agreement
      D     Form of Assignment, Assumption and Recognition Agreement
      E     Form of Assignment and Conveyance
      F     Request for Release of Documents and Receipt

                                   44

63209.000014 CHARLOTTE 139216v6
                   SELLER'S PURCHASE, WARRANTIES AND SERVICING AGREEMENT

            This is a Seller's Purchase, Warranties and Servicing Agreement, dated as of
July 1, 2005 and is executed by and between EMC Mortgage Corporation, as purchaser (the
"Purchaser"), and Wachovia Mortgage Corporation, as seller and servicer (in such capacity, the "Seller").

                                        WITNESSETH:

            WHEREAS, the Purchaser has heretofore agreed to purchase from the Seller and the Seller has heretofore agreed to sell to the Purchaser certain Mortgage Loans, servicing rights retained, from time to time, pursuant to the terms of a letter agreement by and between the Seller and the Purchaser (the "Purchase Price and Terms Letter");

            WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Assignment and Conveyance.  The Mortgage Loans as described herein shall be delivered in groups of whole loans (each, a "Mortgage Loan Package") on various dates as provided herein (each, a "Closing Date"); and

            WHEREAS, the Purchaser and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself, the Mortgage Loans and the management, servicing and control of the Mortgage Loans by the Seller.

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree as follows:

                                        DEFINITIONS

            Defined Terms.

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

            Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides, including future updates.

            Adjustable Rate Mortgage Loan:  A Mortgage Loan as to which the related
Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

            Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage
Loan is adjusted in accordance with the terms of the Mortgage Note.

            Agency Transfer:  The sale or transfer by the Purchaser of some or all of the
Mortgage Loans to Fannie Mae or Freddie Mac.

            Agreement:  This Seller's Purchase, Warranties and Servicing Agreement
including all exhibits hereto, amendments hereof and supplements hereto.

            Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the underwriting requirements of the originator, and (ii) the purchase price paid for the related Mortgaged
Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced
Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the underwriting requirements of the originator.

            Assignment and Conveyance:  As defined in Section 2.03.

            Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

            BIF:  The Bank Insurance Fund, or any successor thereto.

            Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the States of New York or North Carolina, or (iii) a day on which banks in the
States of New York or North Carolina are authorized or obligated by law or executive order to be closed.

            Closing Date:  The date or dates set forth in the related Purchase Price and
Terms Letter on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage
Loan Schedule with respect to the related Mortgage Loan Package.

            Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

            Compensating Interest:  For any Remittance Date, the lesser of (i) the aggregate Servicing Fee payable to the Seller for such Remittance Date and (ii) the aggregate Prepayment Interest Shortfall for such Remittance Date.

            Condemnation Proceeds:  All awards, compensation and settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a
Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan:  Any Adjustable Rate Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

            Co-op Lease:  With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

            Co-op Loan:  A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

            Co-op Stock:  With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

            Credit Score: The credit score for each Mortgage Loan shall be the minimum of two credit bureau scores obtained at origination or such other time by the Seller.  If two credit bureau scores are obtained, the Credit Score will be the lower score.  If three credit bureau scores are obtained, the Credit Score will be the middle of the three.  When there is more than one applicant, the lowest of the applicants' Credit Scores will be used.  There is only one (1) score for any loan regardless of the number of borrowers and/or applicants.

            Custodial Account:  Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series" and shall be established as an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Cut-off Date: With respect to each Mortgage Loan Package, the first Business
Day of the month of the related Closing Date, or as otherwise set forth in the related
Purchase Price and Terms Letter.

            Determination Date:  With respect to each Remittance Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day)
of the month in which such Remittance Date occurs.

            Due Date:  With respect to any Mortgage Loan, the day of the month on which the
Monthly Payment is due on such Mortgage Loan, exclusive of any days of grace.

            Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

            Eligible Account: An account established and maintained: (a) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the
Rating Agencies) created, maintained and monitored by the Seller so that all funds deposited therein are fully insured, (b) with the corporate trust department of a financial institution assigned a long-term debt rating of not less than "Baa3," and a short term debt rating of "P3," from Moody's Investors Services, Inc. and, if ownership of the Mortgage
Loans is evidenced by mortgaged backed securities, the equivalent ratings of the rating agencies, and held such that the rights of the Purchaser and the owner of the Mortgage
Loans shall be fully protected against the claims of any creditors of the Seller and of any creditors or depositors of the institution in which such account is maintained or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution.  In the event that a Custodial Account is established pursuant to clause (b) or (c) of the preceding sentence, the Seller shall provide the Purchaser with written notice on the
Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

            Eligible Institution:  An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agency; or (ii)
with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies.

            Eligible Investments:  Any one or more of the following obligations or securities:

            (a)   direct  obligations  of, and  obligations  fully  guaranteed by the United
States of America  or any agency or  instrumentality  of the  United  States of America  the obligations  of which are  backed  by the full  faith and  credit  of the  United  States of
America;

            (b)   (i) demand or time deposits,  federal funds or bankers' acceptances issued by any  depository  institution or trust company  incorporated  under the laws of the United
States of  America or any state  thereof  and  subject to  supervision  and  examination  by federal  and/or state banking  authorities,  provided that the  commercial  paper and/or the short-term  deposit rating and/or the long-term  unsecured  debt  obligations or deposits of such  depository  institution or trust company at the time of such investment or contractual commitment  providing  for  such  investment  are  rated  in one of the two  highest  rating categories  by each Rating  Agency and (ii) any other demand or time deposit or  certificate of deposit that is fully insured by the FDIC;

            (c)   repurchase  obligations  with a term not to  exceed  thirty  (30) days and with  respect to (i) any  security  described  in clause (a) above and  entered  into with a depository  institution or trust company  (acting as principal)  described in clause (b)(ii)
above;

            (d)   securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  incorporated  under  the laws of the  United  States  of  America  or any state thereof that are rated in one of the two highest rating  categories by each Rating Agency at the time of such  investment  or  contractual  commitment  providing  for  such  investment;
provided,  however,  that  securities  issued  by any  particular  corporation  will  not be
Eligible  Investments to the extent that investments therein will cause the then outstanding principal amount of securities  issued by such corporation and held as Eligible  Investments to exceed 10% of the aggregate  outstanding  principal balances of all of the Mortgage Loans and Eligible Investments;
            (e)   commercial   paper   (including   both    non-interest-bearing    discount
obligations and  interest-bearing  obligations  payable on demand or on a specified date not more than one year  after the date of  issuance  thereof)  which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

            (f)   any other demand,  money market or time deposit,  obligation,  security or investment  as may be  acceptable  to each  Rating  Agency as  evidenced  in writing by each
Rating Agency; and

            (g)   any money market funds the  collateral  of which  consists of  obligations fully  guaranteed  by the United States of America or any agency or  instrumentality  of the
United  States of America the  obligations  of which are backed by the full faith and credit of the  United  States of America  (which  may  include  repurchase  obligations  secured by collateral  described in clause (a)) and other  securities  and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided,  however,  that no instrument or security shall be an Eligible  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

            Equity:  With respect to any second lien Mortgage Loan, the Appraised Value, less the unpaid principal balance of the related First Lien.

            Equity Loan-to-Value:  With respect to any second lien Mortgage Loan, the original principal balance of such Mortgage Loan, divided by the Equity.

            Escrow Account:  Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Wachovia Mortgage Corporation, in trust for the Purchaser, owner of various whole loan series and various Mortgagors" and shall be established as an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the
Mortgage, applicable law or any other related document.

            Event of Default:  Any one of the conditions or circumstances enumerated in
Section 8.01.

            Fannie Mae:  The entity formerly known as the Federal National Mortgage
Association, or any successor thereto.

            Fannie Mae Guides:  The Fannie Mae Sellers' Guide and the Fannie Mae Servicers'
Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.

            FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

            Fidelity Bond:  A fidelity bond to be maintained by the Seller pursuant to
Section 4.12.

            FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of
1989, as amended and in effect from time to time.

            First Lien:  With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

            First Remittance Date: The eighteenth (18th) day of the month following each respective Closing Date, or if such day is not a Business Day, the first Business Day immediately preceding such 18th day.

            Fixed Rate Mortgage Loan:  A Mortgage Loan purchased pursuant to this Agreement which bears a fixed Mortgage Interest Rate during the life of the loan.

            Freddie Mac:  The entity formerly known as the Federal Home Loan Mortgage
Corporation, or any successor thereto.

            Freddie Mac Guides:  The Freddie Mac Sellers' Guide and the Freddie Mac
Servicers' Guide and all amendments or additions thereto, including, but not limited to, any future updates thereof.

            GAAP:  Generally accepted accounting principles, consistently applied.

            Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan
Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage
Loan.

            HUD:  The United States Department of Housing and Urban Development or any
successor thereto.

            Index:  With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

            Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Only Mortgage Loan:  A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

            Liquidation Proceeds:  Amounts received in connection with the partial or complete liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or in connection with the sale of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage.

            Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan and, with respect to any second lien Mortgage Loan, the outstanding principal amount of any related First Lien as of the date of origination of such mortgage loan, to the Appraised Value of the related
Mortgaged Property.

            Maximum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage
Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related
Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such
Mortgage Loan may be increased on any Adjustment Date.

            MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

            MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

            MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

            Minimum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage
Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related
Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such
Mortgage Loan may be decreased on any Adjustment Date.

            MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Monthly Advance:  The payment required to be made by the Seller with respect to any Remittance Date pursuant to Section 5.03.

            Monthly Payment:  The scheduled monthly payment on a Mortgage Loan due on any
Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

            Mortgage:  With respect to any Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the
Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.  With respect to a
Co-op Loan, the related Security Agreement.

            Mortgage File:  With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-1 and any additional documents required to be added to the
Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate:  As to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related
Mortgage Note.

            Mortgage Loan:  An individual Mortgage Loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation
Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents:  The documents contained in a Mortgage File.

            Mortgage Loan Package: As defined in the Recitals to this Agreement.

            Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the
Mortgage Interest Rate less the related Servicing Fee Rate.

            Mortgage Loan Schedule:  The schedule of Mortgage Loans annexed to the related
Assignment and Conveyance, each such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

            (1)   the Seller's Mortgage Loan identifying number;

            (2)   the Mortgagor's name;

            (3)   the street address of the Mortgaged  Property  including the state and zip code;

            (4)   a code indicating whether the Mortgaged Property is owner-occupied;

            (5)   the type of residential property constituting the Mortgaged Property;

            (6)   the original  months to maturity or the remaining  months to maturity from the related  Cut-off Date, in any case based on the original  amortization  schedule and, if different,  the maturity  expressed in the same manner but based on the actual  amortization schedule;

            (7)   the Loan-to-Value Ratio at origination and as of the related Cut-off Date;

            (8)   with respect to any second lien Mortgage  Loan,  the Equity  Loan-to-Value
Ratio at origination and as of the related Cut-off Date;

            (9)   the Mortgage  Interest Rate at origination  and as of the related  Cut-off
Date;

            (10)  the Mortgage Loan origination date;
            (11)  the paid through date;

            (12)  the stated  maturity  date of the Mortgage  Loan and of the First Lien, if applicable;

            (13)  the amount of the Monthly Payment as of the related Cut-off Date;

            (14)  the  original  principal  amount of the  Mortgage  Loan and the  principal balance of the related First Lien, if applicable, as of the date of origination;

            (15)  the  Scheduled  Principal  Balance of the Mortgage  Loan and the principal balance of the related First Lien, if applicable, as of the related Cut-off Date;

            (16)  a code indicating the purpose of the Mortgage Loan (i.e.,  purchase,  rate and term refinance, equity take-out refinance);

            (17)  a code  indicating  the  documentation  style (i.e.  full,  alternative or reduced);

            (18)  the number of times  during the twelve  (12) month  period  preceding  the related  Closing Date that any Monthly  Payment has been  received  thirty (30) or more days after its Due Date;

            (19)  the date on which  the first  Monthly  Payment  is due and the  applicable next Due Date;

            (20)  a code  indicating  whether  or not the  Mortgage  Loan is  insured  as to payment defaults by a Primary Mortgage  Insurance  Policy;  and, in the case of any Mortgage
Loan which is insured as to payment defaults by a Primary  Mortgage  Insurance  Policy,  the name of the provider of such Primary Mortgage Insurance Policy;

            (21)  a code  indicating  whether or not the  Mortgage  Loan is the subject of a prepayment penalty, and if so, the terms of such prepayment penalty;

            (22)  the Primary Mortgage Insurance Policy certificate number, if applicable;

            (23)  the Primary Mortgage Insurance Policy coverage percentage, if applicable;

            (24)  a code  indicating  the  Credit  Score  of the  Mortgagor  at the  time of origination of the Mortgage Loan;

            (25)  a code indicating the specific  loan/underwriting program of each Mortgage
Loan as assigned by the Seller pursuant to the Underwriting Standards;

            (26)  the loan type (i.e.  fixed, adjustable; 2/28, 3/27, 5/25, etc.);

            (27)  with respect to each Adjustable  Rate Mortgage Loan, the first  Adjustment
Date and the Adjustment Date frequency;

            (28)  with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

            (29)  with respect to each Adjustable  Rate Mortgage Loan, the Maximum  Mortgage
Interest Rate under the terms of the Mortgage Note;

            (30)  with respect to each Adjustable  Rate Mortgage Loan, the Minimum  Mortgage
Interest Rate under the terms of the Mortgage Note;

            (31)  with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

            (32)  with respect to each Adjustable  Rate Mortgage Loan, the first  Adjustment
Date immediately following the related Cut-off Date;

            (33)  with respect to each Adjustable Rate Mortgage Loan, the Index;

            (34)  a code  indicating  whether the  Mortgage  Loan is a second lien  Mortgage
Loan;

            (35)  a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and

            (36)  a code  indicating  whether the Mortgage Loan is an Interest Only Mortgage
Loan and the term of the interest-only period.

            With respect to the Mortgage Loans in the aggregate in each Mortgage Loan
Package, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date unless otherwise specified:

            (1)   the number of Mortgage Loans;

            (2)   the current aggregate outstanding principal balance of the Mortgage Loans;

            (3)   the weighted average Mortgage Interest Rate of the Mortgage Loans;

            (4)   the weighted  average  original  months to maturity of the Mortgage  Loans and the weighted average remaining months to maturity of the Mortgage Loans.

            Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property:  With respect to any Mortgage Loan, the underlying real property securing repayment of the related Mortgage Note, consisting of a fee simple parcel of real estate or a leasehold estate, the term of which is equal to or longer than the term of such Mortgage Note.

            Mortgagor:  The obligor on a Mortgage Note.

            Mortgagor Personal Information:  Any information, including, but not limited to, all personal information about a Mortgagor that is disclosed to the Seller or the
Purchaser by or on behalf of the Mortgagor.

            OCC:  Office of the Comptroller of the Currency, its successors and assigns.

            Officers' Certificate:  A certificate signed by the Chairman of the Board, the
Vice Chairman of the Board, the President, a Senior Vice President or a Vice President and
by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the
Purchaser.

            OTS:  Office of Thrift Supervision or any successor thereto.

            Pass-Through Transfer:  As defined in Section 10.01(a)(iii).

            Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and any
Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum
Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

            Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Prepayment Interest Shortfall:  As to any Remittance Date and Principal
Prepayment in full, the difference between (i) one full month's interest at the applicable
Mortgage Interest Rate (after giving effect to any applicable relief act reduction, debt service reduction and deficient valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of the related Mortgage Loan immediately prior to such
Principal Prepayment and (ii) the amount of interest actually received with respect to such
Mortgage Loan in connection with such Principal Prepayment.

            Primary Mortgage Insurance Policy:  Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.02(bb), or any replacement policy therefor obtained by the Seller pursuant to Section 4.08.

            Prime Rate:  The prime rate announced to be in effect from time to time as published as the average rate in The Wall Street Journal (Northeast Edition).

            Principal Prepayment:  Any full or partial payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: As defined in Section 2.02.

            Purchase Price and Terms Letter: As defined in the Recitals to this Agreement which may also be a form of trade execution notice.

            Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

            Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, approved as an insurer by Fannie Mae or
Freddie Mac.

            Rating Agencies: Standard & Poor's Ratings Services, a division of The McGraw-
Hill Companies, Inc., Moody's Investors Service, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

            Refinanced Mortgage Loan:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

            REMIC:  A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

            REMIC  Provisions:  The  provisions  of the federal  income tax law  relating to
REMICs,  which appear at Sections 860A through 860G of the Code, and the related  provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date:  The 18th day of each month, beginning with the First
Remittance Date, or if such day is not a Business Day, the first Business Day immediately preceding such 18th day.

            REO Disposition:  The final sale by the Seller of any REO Property.

            REO Disposition Proceeds:  Amounts received by the Seller in connection with an
REO Disposition.

            REO Property:  A Mortgaged Property acquired by or on behalf of the Purchaser in full or partial satisfaction of the related Mortgage as described in Section 4.13.

            Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) in the event such Mortgage Loan is required to be repurchased during the period (A) from the related Closing Date to the closing date for any related Pass-Through Transfer or Whole
Loan Transfer, the greater of 100% or the percentage of par as stated in the related
Purchase Price and Terms Letter multiplied by the outstanding principal balance of the
Mortgage Loan or (B) after the closing date for any related Pass-Through Transfer or Whole
Loan Transfer, 100% multiplied by the outstanding principal balance of the Mortgage Loan, plus (ii) interest on such outstanding principal balance at the related Mortgage Loan
Remittance Rate from the date through which interest was last distributed to the Purchaser
(from payments from the related Mortgagor or from Monthly Advances) through the day prior to the date of repurchase, less (iii) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

            SAIF:  The Savings Association Insurance Fund, or any successor thereto.

            Security Agreement:  With respect to a Co-op Loan, the agreement or mortgage creating a security interest in favor of the originator of the Co-op Loan in the related
Co-op Stock.

            Scheduled Principal Balance:  As to each Mortgage Loan and any date of determination, (i) the principal balance of such Mortgage Loan as of the related Cut-off
Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal (or advances in lieu thereof).

            Servicing Advances:  All customary, reasonable and necessary "out of pocket"
costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Seller specifies the Mortgage Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Seller hereunder), (c) the management and liquidation of any REO Property, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage
Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Seller with respect to the liquidation of the Mortgaged
Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

            Servicing Fee:  As to each Mortgage Loan Package, the amount of the fee the
Purchaser shall pay to the Seller for servicing the Mortgage Loans in accordance with the terms of this Agreement, which shall, with respect to each Mortgage Loan, for a period of one full month, be equal to one-twelfth of the product of (i) the Servicing Fee Rate and
(ii) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the month for which such fee is being calculated.

            Servicing Fee Rate:  The per annum rate at which the Servicing Fee accrues, which rate with respect to each Mortgage Loan shall be as set forth in the related Purchase
Price and Terms Letter.

            Servicing File:  With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit A-2 and copies of all documents for such Mortgage Loan specified in Exhibit A-1.

            Servicing Officer:  Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

            Underwriting Standards:  As to each Mortgage Loan, the Seller's underwriting guidelines in effect as of the date of origination of such Mortgage Loan.

            Whole Loan Transfer:  As defined in Section 10.01(a)(i).

   SERVICING OF MORTGAGE LOANS; RECORD TITLE AND POSSESSION OF MORTGAGE FILES; BOOKS AND
             RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF MORTGAGE LOAN DOCUMENTS

            Agreement to Purchase.

            The Seller agrees to sell and the Purchaser agrees to purchase on each Closing
Date, pursuant to this Agreement and the related Purchase Price and Terms Letter, the
Mortgage Loans being sold by the Seller and listed on the related Mortgage Loan Schedule, servicing rights retained, having an aggregate Scheduled Principal Balance in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on such Closing Date.  The Seller shall deliver in an electronic format the Mortgage Loan Schedule for the Mortgage Loans to be
purchased on such Closing Date to the Purchaser at least two (2) Business Days prior to such Closing Date.

            Purchase Price.

            The Purchase Price for the Mortgage Loans in a Mortgage Loan Package shall be equal to the sum of (a) the percentage of par as stated in the related Purchase Price and
Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate
Scheduled Principal Balance of Mortgage Loans as of the related Cut-off Date listed on the related Mortgage Loan Schedule plus (b) accrued interest on the aggregate Scheduled
Principal Balance of the related Mortgage Loans at the weighted average Mortgage Loan
Remittance Rate of such Mortgage Loans from the related Cut-off Date to but not including such Closing Date (the "Purchase Price"). If so provided in the related Purchase Price and
Terms Letter, portions of each Mortgage Loan Package shall be priced separately.

            The Purchase Price as set forth in the preceding paragraph for the Mortgage
Loans in a Mortgage Loan Package shall be paid on the related Closing Date by wire transfer of immediately available funds.

            With respect to each Mortgage Loan, the Purchaser shall be entitled to (1) the principal portion of all Monthly Payments due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that the principal portion of all Monthly Payments due on or before the related Cut-off
Date and collected by the Seller or any successor servicer after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans at the related Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date).  The Scheduled Principal
Balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled Principal Prepayments collected prior to the related Cut-off Date; provided, however, that Monthly Payments for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related
Cut-off Date.  Such Monthly Payments shall be the property of the Purchaser.  The Seller shall deposit any such Monthly Payments into the Custodial Account.

            Servicing of Mortgage Loans.

            On each Closing Date, the Mortgage Loans in the related Mortgage Loan Package will be sold by the Seller to the Purchaser on a servicing retained basis upon the execution and delivery of an Assignment and Conveyance in the form attached hereto as
Exhibit E (the "Assignment and Conveyance").

            Simultaneously with the execution and delivery of the related Assignment and
Conveyance, for each Mortgage Loan Package, the Seller hereby agrees to service the
Mortgage Loans listed on the Mortgage Loan Schedule in accordance with Accepted Servicing
Practices and this Agreement. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

            Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

            As of each Closing Date, the Seller will have sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, and the Seller hereby acknowledges that the Purchaser will have, all the right, title and interest of the Seller in and to the
Mortgage Loans.  In accordance with Section 2.07, the Seller shall deliver at its own expense, the Mortgage Files for the related Mortgage Loans to Purchaser or its designee.
The possession of each Servicing File by the Seller is for the sole purpose of servicing the related Mortgage Loan.  From each Closing Date, the ownership of each related Mortgage
Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage
Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Seller shall be received and held by the Seller in trust for the benefit of the Purchaser as the owner of the Mortgage Loans.  Any portion of the
Mortgage Files retained by the Seller shall be appropriately identified in the Seller's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.

            In addition, in connection with the assignment of any MERS Mortgage Loan, the
Seller agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans.  The Seller further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such
Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            Books and Records.

            The sale of each Mortgage Loan will be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller and will be reflected on the Purchaser's balance sheet and other financial statements as a purchase by the
Purchaser.  The Seller shall maintain, a complete set of books and records for the Mortgage
Loans sold by it which shall be appropriately identified in the Seller's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser.  In particular, the
Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or
Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection
Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Seller and periodic inspection reports as required by Section 4.13.  To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the
Fannie Mae Guides.

            Transfer of Mortgage Loans.

            The Seller shall keep at its office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage
Loans.  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms of Section 11.12.  For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage
Loan unless a properly executed Assignment, Assumption and Recognition Agreement in the
form of Exhibit D with respect to such Mortgage Loan has been delivered to the Seller;
provided, that, unless otherwise provided in the related Purchase Price and Terms Letter, in no event shall there be more than five (5) "Purchasers" with respect to any Mortgage
Loan Package.  Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and, except as otherwise provided herein, the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

            Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Purchaser or its designee the
Mortgage Loan Documents no later than four (4) Business Days prior to the related Closing
Date pursuant to a bailee letter agreement. If the Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Seller shall, promptly upon receipt thereof and in any case not later than 270 days from the related Closing Date, deliver such original recorded documents to the Purchaser or its designee (unless the
Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 270 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, the Seller shall notify the Purchaser of the same and indicate in such notice the approximate date on which such documents shall be delivered.  The Seller shall provide the Purchaser with updated reports as to the status of such documents as necessary thereafter.  The Seller shall use its best efforts to effect delivery of all delayed recorded documents within 360 days of the related Closing Date;
provided, however, that if such documents are not delivered by the 360th day from the related Closing Date, the Seller shall, at Purchaser's request, repurchase the related
Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

            No later than three (3) days prior to the related Closing Date, the Seller shall provide a copy of the commitment for title insurance to the Purchaser or its designee.

            Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller's obligations hereunder.

            The Seller shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within two (2) weeks of their execution and shall also provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within two (2) weeks of its return from the appropriate public recording office.

            Quality Control Procedures.

            The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions.  The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities.  The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            Closing.

            The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date.  The closing shall be either:  by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

            at least two (2) Business Days prior to the related  Closing  Date,  the Seller shall  deliver to the  Purchaser a magnetic  diskette,  or  transmit by modem or e-mail,  a listing on a loan-level basis of the information contained in the Mortgage Loan Schedule;

            all of the representations and warranties of the Seller and the Purchaser under this Agreement shall be materially true and correct as of the related Closing Date or, with respect to representations  and warranties made as of a date other than the related Closing
Date, as of such date, and no event shall have occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

            the Purchaser  shall have received,  or the  Purchaser's  attorneys  shall have received in escrow, all closing documents,  in such forms as are agreed upon and acceptable to the  Purchaser,  duly executed by all  signatories  other than the Purchaser as required pursuant to the terms hereof;

            the Seller shall have received,  or the Seller's  attorneys shall have received in escrow,  all closing  documents,  in such forms as are agreed upon and acceptable to the
Seller,  duly executed by all signatories other than the Seller as required pursuant to the terms hereof;

            the Seller shall have delivered and released to the Purchaser (or its designee)
on or prior to the related Closing Date all documents required to be delivered and released pursuant to the terms of this Agreement; and

            all other terms and conditions of this  Agreement,  the related  Purchase Price and Terms  Letter and the related  Assignment  and  Conveyance  shall have been  materially complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

     REPRESENTATIONS AND WARRANTIES OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

            Representations and Warranties of the Seller.

            The Seller represents, warrants and covenants to the Purchaser that as of each
Closing Date or as of such date specifically provided herein:

            The  Seller is a  corporation  duly  organized,  validly  existing  and in good standing  under the laws of the  jurisdiction  of its  incorporation  and has all  licenses necessary to carry out its business as now being  conducted,  and is licensed and qualified to transact  business in and is in good standing  under the laws of each state in which any
Mortgaged  Property  is located  or is  otherwise  exempt  under  applicable  law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification  and no demand for such licensing or qualification has been made upon the Seller by any such state,  and in any event the Seller is in  compliance  with the laws of any such  state to the  extent  necessary  to  ensure  the  enforceability  of each
Mortgage Loan and the servicing of the Mortgage Loans in accordance  with the terms of this
Agreement;

            The Seller has the full power and authority  and legal right to hold,  transfer and convey each  Mortgage  Loan,  to sell each  Mortgage  Loan and to execute,  deliver and perform, and to enter into and consummate all transactions  contemplated by this Agreement, the related  Purchase Price and Terms Letter and the related  Assignment and Conveyance and to conduct  its  business  as  presently  conducted;  the Seller  has duly  authorized  the execution,  delivery and  performance  of this  Agreement and any  agreements  contemplated hereby,  has duly executed and delivered  this  Agreement,  the related  Purchase Price and
Terms Letter and the related  Assignment and  Conveyance,  and any agreements  contemplated hereby,  and this  Agreement,  the related  Purchase  Price and Terms  Letter,  the related
Assignment  and  Conveyance  and each  Assignment  of  Mortgage  to the  Purchaser  and any agreements contemplated hereby,  constitute the legal, valid and binding obligations of the
Seller,  enforceable  against it in accordance with their respective terms,  except as such enforceability  may be limited by bankruptcy,  insolvency,  moratorium,  reorganization and similar laws, and by equitable  principles  affecting the  enforceability  of the rights of creditors;  and all  requisite  corporate  action has been taken by the Seller to make this
Agreement,  the  related  Purchase  Price and Terms  Letter,  the  related  Assignment  and
Conveyance  and all  agreements  contemplated  hereby  valid and binding upon the Seller in accordance with their respective terms;

            None of the  execution  and delivery of this  Agreement,  the related  Purchase
Price and Terms Letter,  the related  Assignment and  Conveyance,  the sale of the Mortgage
Loans to the Purchaser,  the consummation of the transactions  contemplated  hereby, or the fulfillment of or compliance with the terms and conditions of this  Agreement,  the related
Purchase Price and Terms Letter or the related Assignment and Conveyance will conflict with any of the terms, conditions or provisions of the Seller's charter or by-laws or materially conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing,  or result in the material  violation of any law, rule,  regulation, order, judgment or decree to which the Seller or its property is subject;

            There is no litigation,  suit,  proceeding or investigation  pending or, to the
Seller's knowledge,  threatened,  or any order or decree  outstanding,  which is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery,  performance or enforceability of this Agreement,  the related Purchase Price and
Terms Letter or the related  Assignment and  Conveyance,  or which is reasonably  likely to have a material adverse effect on the financial condition of the Seller;

            No  consent,  approval,  authorization  or order of any court or  governmental agency or body is required for the execution,  delivery and performance by the Seller of or compliance by the Seller with this Agreement,  the related  Purchase Price and Terms Letter and the related Assignment and Conveyance, except for consents,  approvals,  authorizations and orders which have been obtained;

            The  consummation  of the  transactions  contemplated  by this  Agreement,  the related  Purchase  Price and Terms Letter and the related  Assignment and Conveyance are in the ordinary course of business of the Seller, and the transfer,  assignment and conveyance of the Mortgage  Notes and the  Mortgages  by the Seller  pursuant to this  Agreement,  the related  Purchase Price and Terms Letter and the related  Assignment and Conveyance are not subject to bulk transfer or any similar  statutory  provisions in effect in any  applicable jurisdiction;

            The Seller has not used selection procedures that identified the Mortgage Loans as being less  desirable or valuable than other  comparable  mortgage loans in the Seller's portfolio at the Cut-off Date;

            The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting  purposes and, to the extent  appropriate,  for federal income tax purposes;

            The Seller is an approved  seller/servicer  of  residential  mortgage loans for
Fannie Mae or Freddie Mac and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans.  The Seller is duly  qualified,  licensed, registered and otherwise authorized under all applicable federal,  state and local laws and regulations,  meets the minimum capital requirements,  if applicable, set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred  which would make the Seller unable to comply with eligibility  requirements  or which  would  require  notification  to either  Fannie Mae or
Freddie Mac;

            The Seller does not believe,  nor does it have any cause or reason to believe, that it cannot perform each and every covenant  contained in this Agreement and the related
Purchase  Price and Terms Letter.  The Seller is solvent and the sale of the Mortgage Loans will not  cause  the  Seller to become  insolvent.  The sale of the  Mortgage  Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

            No statement, tape, diskette, form, report or other document prepared by, or on behalf of, the Seller  pursuant to this  Agreement,  the related  Purchase  Price and Terms
Letter or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

            The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation  for  performing  such  services  and that the entire  Servicing  Fee shall be treated by the Seller,  for accounting and tax purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

            The Seller has delivered to the Purchaser  financial  statements as to its last two complete fiscal years for which financial statements are available.  All such financial statements  fairly  present the pertinent  results of  operations  and changes in financial position for each of such periods and the financial position at the end of each such period of the  Seller  and its  subsidiaries  and have  been  prepared  in  accordance  with  GAAP consistently  applied  throughout  the periods  involved,  except as set forth in the notes thereto.  There  has been no change  in the  business,  operations,  financial  condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material  adverse effect on its ability to perform its obligations  under this
Agreement,  the  related  Purchase  Price and Terms  Letter or the related  Assignment  and
Conveyance;

            The Seller has not dealt with any  broker,  investment  banker,  agent or other person that may be entitled to any commission or  compensation  in connection with the sale of the Mortgage Loans; and

            The  Seller  is a  member  of MERS in good  standing,  and will  comply  in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

            Representations and Warranties as to Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser, as to each Mortgage
Loan, as of the related Closing Date as follows:

            The information set forth in the Mortgage Loan Schedule, including any diskette or other related data tapes  delivered to the Purchaser,  is complete,  true and correct in all material respects as of the related Cut-off Date;

            With  respect  to a first  lien  Mortgage  Loan that is not a Co-op  Loan,  the
Mortgage  creates a first lien or a first priority  ownership  interest in an estate in fee simple in real property  securing the related  Mortgage Note.  With respect to a first lien
Mortgage Loan that is a Co-op Loan,  the Mortgage  creates a first lien or a first priority ownership  interest  in the  stock  ownership  and  leasehold  rights  associated  with the cooperative unit securing the related Mortgage Note;

            With  respect to a second  lien  Mortgage  Loan that is not a Co-op  Loan,  the
Mortgage creates a second lien or a second priority  ownership interest in an estate in fee simple in real property  securing the related  Mortgage Note. With respect to a second lien
Mortgage Loan that is a Co-op Loan, the Mortgage creates a second lien or a second priority ownership  interest  in the  stock  ownership  and  leasehold  rights  associated  with the cooperative unit securing the related Mortgage Note;

            All payments due on or prior to the related Cut-off Date for such Mortgage Loan have been made as of the related  Closing Date, the Mortgage Loan is not delinquent  thirty
(30) days or more in payment and has not been  dishonored;  there are no material  defaults under the terms of the  Mortgage  Loan;  the Seller has not  advanced  funds,  or induced, solicited or  knowingly  received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage,  directly or indirectly, for the payment of any amount  required by the Mortgage  Loan;  as to each  Mortgage  Loan,  there has been no thirty (30) day delinquency during the immediately preceding twelve-month period;

            All taxes,  governmental  assessments,  insurance  premiums,  water,  sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed  item which  remains  unpaid and which has been assessed but is not yet due and payable;

            The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect,  except by written instruments which have been recorded to the extent any such  recordation  is  required  by law,  or,  necessary  to protect  the interest of the Purchaser.  No instrument of waiver,  alteration or  modification  has been executed in connection  with such Mortgage  Loan,  and no Mortgagor has been  released,  in whole or in part, from the terms thereof except in connection with an assumption  agreement and which  assumption  agreement  is part of the  Mortgage  File and the terms of which are reflected in the Mortgage Loan  Schedule;  the substance of any such waiver,  alteration or modification  has been  approved by the issuer of any related  Primary  Mortgage  Insurance
Policy and title insurance policy, to the extent required by the related policies;

            The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off,  counterclaim or defense, including, without limitation, the defense of usury, nor will  the  operation  of any of the  terms of the  Mortgage  Note or the  Mortgage,  or the exercise of any right thereunder,  render the Mortgage Note or Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, counterclaim or defense, including the defense of usury, and no such right of rescission,  set-off,  counterclaim or defense has been asserted with respect thereto;

            All  buildings or other  customarily  insured  improvements  upon the Mortgaged
Property are insured by an insurer acceptable under the Fannie Mae Guides,  against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie
Mae Guides or by Freddie Mac, as well as all additional  requirements  set forth in Section
4.10 of this Agreement.  All such standard hazard policies are in full force and effect and on the date of origination  contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood  Disaster  Protection  Act of
1973, as amended,  the Mortgage  Loan is covered by a flood  insurance  policy  meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, as well as all additional requirements set  forth in  Section  4.10 of this  Agreement.  Such  policy  was  issued  by an  insurer acceptable  under  Fannie  Mae or  Freddie  Mac  guidelines.  The  Mortgage  obligates  the
Mortgagor  thereunder to maintain all such insurance at the Mortgagor's  cost and expense, and upon the  Mortgagor's  failure  to do so,  authorizes  the  holder of the  Mortgage  to maintain  such  insurance at the  Mortgagor's  cost and expense and to seek  reimbursement therefor from the Mortgagor;

            Any and all requirements of any federal, state or local law including,  without limitation,  usury,  truth-in-lending,  real estate settlement procedures,  consumer credit protection,  equal credit  opportunity or disclosure  laws  applicable to the Mortgage Loan have been complied with in all material respects;

            The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded,  and the Mortgaged  Property has not been released from the lien of the
Mortgage,  in whole or in part nor has any  instrument  been executed that would effect any such release,  cancellation,  subordination  or  rescission.  The Seller has not waived the performance  by the  Mortgagor of any action,  if the  Mortgagor's  failure to perform such action  would  cause the  Mortgage  Loan to be in  default,  nor has the Seller  waived any default resulting from any action or inaction by the Mortgagor;

            With respect to any first lien Mortgage Loan, the related  Mortgage is a valid, subsisting,  enforceable  and  perfected  first lien on the  Mortgaged  Property  and, with respect to any second lien Mortgage  Loan,  the related  Mortgage is a valid,  subsisting, enforceable  and perfected  second lien on the Mortgaged  Property,  including for Mortgage
Loans  that  are  not  Co-op  Loans,  all  buildings  on the  Mortgaged  Property  and  all installations and mechanical,  electrical,  plumbing,  heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance.  The
Mortgage  and the Mortgage  Note do not contain any  evidence of any  security  interest or other interest or right thereto.  Such lien is free and clear of all adverse claims,  liens and  encumbrances  having  priority  over the first or second lien, as  applicable,  of the
Mortgage  subject only to (1) with respect to any second lien  Mortgage  Loan,  the related
First Lien, (2) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (3) covenants,  conditions and restrictions,  rights of way, easements and other matters of the public record as of the date of recording  which are acceptable to mortgage lending  institutions  generally and either (A) which are referred to or otherwise considered in the appraisal  made for the  originator of the Mortgage Loan, or (B) which do not  adversely  affect the appraised  value of the Mortgaged  Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially  interfere  with the  benefits  of the  security  intended to be provided by the
Mortgage or the use,  enjoyment,  value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection  with the Mortgage  Loan  establishes  and creates (1) with respect to any first lien Mortgage Loan, a valid,  subsisting,  enforceable  and perfected  first lien and first priority  security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

            The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance  with its terms,  except as such  enforcement  may be limited by bankruptcy, insolvency, moratorium,  reorganization and other laws of general application affecting the rights of creditors  generally  and the  equitable  remedy of specific  performance  and by general  equitable  principles.  All parties to the Mortgage Note and the related  Mortgage had the legal  capacity  to enter into the  Mortgage  Loan and to execute  and  deliver the
Mortgage Note and the related  Mortgage.  The Mortgage  Note and the related  Mortgage have been duly and properly  executed by such  parties.  To the Seller's  knowledge,  no fraud, error,  omission,  misrepresentation,  negligence or similar  occurrence  with respect to a
Mortgage  Loan has taken  place on the part of Seller,  the  Mortgagor  or any other  party involved in the  origination  of the Mortgage  Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future  advances  thereunder,  and any and all  requirements  as to completion of any on-site or off-site  improvements  and as to disbursements  of any escrow funds therefor have been complied  with.  All costs,  fees and expenses  incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid,  and the  Mortgagor  is not  entitled to any refund of any amounts paid or due under the Mortgage Note or related Mortgage;

            Except with respect to MERS Mortgage Loans,  the Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness  evidenced by the
Mortgage  Note,  and upon  recordation  the  Purchaser or its designee will be the owner of record of the Mortgage and the  indebtedness  evidenced by the Mortgage  Note, and upon the sale of the Mortgage Loan to the  Purchaser,  the Seller will retain the Servicing  File in trust for the Purchaser only for the purpose of servicing and  supervising the servicing of the Mortgage  Loan.  Immediately  prior to the transfer and  assignment to the Purchaser on the related Closing Date, the Mortgage Loan,  including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge,  and the Seller had good and marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance,  equity, lien, pledge, charge, claim or security  interest  and  has the  full  right  and  authority  subject  to no  interest  or participation  of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this  Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation interest, lien,  pledge,  charge,  claim or security  interest.  The Seller intends to relinquish all rights to  possess,  control  and monitor the  Mortgage  Loan,  except for the  purposes of servicing the Mortgage Loan as set forth in this Agreement;

            Each  Mortgage  Loan that is not a Co-op Loan is  covered  by an ALTA  lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie
Mac and  qualified  to do  business in the  jurisdiction  where the  Mortgaged  Property is located,  insuring (subject to the exceptions  contained in (k)(1), (2), (3) and (4) above)
the Seller,  its  successors  and  assigns,  as to the first or second  priority  lien,  as applicable,  of the Mortgage in the original  principal  amount of the Mortgage Loan. Where required  by  applicable  state  law or  regulation,  the  Mortgagor  has  been  given  the opportunity to choose the carrier of the required  mortgage title  insurance.  The Seller, its successors and assigns,  are the sole insureds of such lender's title insurance policy, such title  insurance  policy has been duly and validly  endorsed to the  Purchaser  or the assignment to the Purchaser of the Seller's  interest  therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the  consummation of the  transactions contemplated by this Agreement and the related  Purchase Price and Terms Letter.  No claims have been made under such  lender's  title  insurance  policy,  and no prior  holder of the related Mortgage,  including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            There is no default,  breach, violation or event of acceleration existing under the Mortgage or the related  Mortgage Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period,  would  constitute a default, breach, violation or event permitting  acceleration;  and neither the Seller nor, any prior mortgagee has waived any default, breach, violation or event permitting acceleration.  With respect to each second lien Mortgage Loan, (i) the First Lien is in full force and effect,
(ii) there is no default,  breach,  violation or event of acceleration  existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period,  would constitute a default, breach,  violation or event of acceleration  thereunder,  and either (A) the prior mortgage contains a provision  which allows or (B) applicable law requires,  the mortgagee under the second lien Mortgage Loan to receive  notice of, and affords such  mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            There are no  mechanics'  or similar  liens or claims which have been filed for work,  labor or material (and no rights are  outstanding  that under law could give rise to such liens) affecting the related Mortgaged  Property which are or may be liens prior to or equal to the lien of the  related  Mortgage,  which are not  insured  against  by the title insurance policy referenced in paragraph (n) above;

            All  improvements  subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged  Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged
Property except those which are insured  against by the title insurance  policy referred to in clause (n) above and all improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

            The  Mortgage  Loan was  originated  by or for the Seller.  The  Mortgage  Loan complies with the terms,  conditions and requirements of the Underwriting  Standards in all material respects.  The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally  acceptable to Fannie Mae or Freddie Mac. The Mortgage Loan bears interest at the
Mortgage  Interest  Rate set forth in the  related  Mortgage  Loan  Schedule,  and  Monthly
Payments  under the Mortgage  Note are due and payable on the first day of each month.  The
Mortgage  contains the usual and  enforceable  provisions of the  originator at the time of origination  for the  acceleration  of the  payment of the unpaid  principal  amount of the
Mortgage  Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

             At origination  of the Mortgage Loan and as of each related  Closing Date, the related  Mortgaged  Property was free of material  damage and waste.  At origination of the
Mortgage Loan and as of each related Closing Date, there was no proceeding  pending for the total or partial condemnation of the Mortgaged Property;

            The related Mortgage contains  customary and enforceable  provisions such as to render the rights and remedies of the holder thereof  adequate for the realization  against the  Mortgaged  Property of the  benefits of the  security  provided  thereby.  There is no homestead or other  exemption  available to the Mortgagor  which would  interfere  with the right to sell the  Mortgaged  Property at a trustee's  sale or the right to  foreclose  the
Mortgage subject to applicable  federal and state laws and judicial  precedent with respect to bankruptcy and right of redemption;

            If the Mortgage  constitutes a deed of trust,  a trustee,  authorized  and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust,  except in connection  with a trustee's sale or attempted sale after default by the Mortgagor;

            If required by the applicable  processing  style, the Mortgage File contains an appraisal  of the related  Mortgaged  Property  signed  prior to the final  approval of the mortgage loan application by a Qualified  Appraiser.  The appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

            All parties which have had any interest in the Mortgage,  whether as mortgagee, assignee,  pledgee or otherwise, are (or, during the period in which they held and disposed of  such  interest,  were)  (A) in  compliance  with  any  and  all  applicable  licensing requirements  of the laws of the state wherein the Mortgaged  Property is located,  and (B)
(1) organized  under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan  associations or national banks or a Federal Home Loan Bank or savings bank having  principal  offices in such state, or (4) not doing business in such state;

            The related  Mortgage  Note is not and has not been  secured by any  collateral except the lien of the  corresponding  Mortgage and the security interest of any applicable security  agreement or chattel mortgage referred to in clause (k) above and such collateral does not serve as security for any other obligation;

            The Mortgage Loan does not contain balloon or "graduated payment" features;  to the extent any Mortgage Loan contains any buydown  provision,  such buydown funds have been maintained and administered in accordance  with, and such Mortgage Loan otherwise  complies with, Fannie Mae or Freddie Mac requirements relating to buydown loans;

            The Mortgagor was not in bankruptcy or insolvent as of the date of  origination of the Mortgage Loan or as of each related Closing Date;

            Each Fixed Rate Mortgage Loan has an original term to maturity of not more than thirty (30) years, with interest calculated and payable in arrears on the first day of each month in equal  monthly  installments  of principal  and  interest.  Except with respect to
Interest Only  Mortgage  Loans,  each  Mortgage  Note  requires a monthly  payment which is sufficient to fully amortize the original  principal  balance of the Mortgage Loan fully by the stated  maturity date,  over an original term of not more than thirty (30) years and to pay interest at the related Mortgage  Interest Rate;  provided,  however,  in the case of a balloon  Mortgage  Loan,  the Mortgage Loan matures at least five (5) years after the first payment date thereby  requiring a final payment of the outstanding  principal balance prior to the  full  amortization  of the  Mortgage  Loan.  No  Mortgage  Loan  contains  terms or provisions which would result in negative amortization;

            If a Mortgage  Loan has an LTV greater than 80%,  the portion of the  principal balance  of such  Mortgage  Loan in excess of the  portion  of the  Appraisal  Value of the
Mortgaged Property required by Fannie Mae, is and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified  Insurer.  All provisions of such
Primary Mortgage  Insurance Policy have been and are being complied with, such policy is in full  force and  effect,  and all  premiums  due  thereunder  have been paid.  No  action, inaction,  or event has  occurred  and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or defense to coverage.  Any  Mortgage  Loan subject to a
Primary  Mortgage  Insurance  Policy  obligates  the  Mortgagor  thereunder to maintain the
Primary  Mortgage  Insurance  Policy and to pay all  premiums  and  charges in  connection therewith.  The mortgage  interest  rate for the Mortgage  Loan as set forth on the related
Mortgage Loan Schedule is net of any such insurance premium;

            The  Assignment  of  Mortgage  is in  recordable  form  and is  acceptable  for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            As to  Mortgage  Loans that are not Co-op  Loans and that are not secured by an interest in a leasehold estate,  the Mortgaged  Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development,  provided, however, that no residence or dwelling is a mobile home. As of the date of  origination,  no portion of the  Mortgaged  Property  was used  for  commercial  purposes,  and,  since  the date of origination  no portion of the Mortgaged  Property has been used for commercial  purposes, except as permitted under the Underwriting Standards;

            Except with respect to Interest Only Mortgage Loans,  principal payments on the
Mortgage  Loan  commenced  no more than sixty (60) days after the funds were  disbursed  in connection with such Mortgage Loan;

            Unless otherwise noted on the Mortgage Loan Schedule,  no Mortgage Loan imposes a prepayment penalty;

            As of the date of origination of the Mortgage Loan, the Mortgaged  Property was
lawfully  occupied under  applicable law, and all  inspections,  licenses and  certificates required  to be made or issued  with  respect to all  occupied  portions  of the  Mortgaged
Property and, with respect to the use and occupancy of the same,  including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            If the Mortgaged  Property is a condominium  unit or a planned unit development
(other than a de minimis  planned  unit  development),  or stock in a  cooperative  housing corporation,  such condominium,  cooperative or planned unit development  project meets the
Seller's eligibility requirements as set forth in Underwriting Standards;

            To the Seller's  knowledge,  there is no pending action or proceeding  directly involving the Mortgaged  Property in which compliance with any  environmental  law, rule or regulation  is an issue  and  there  is no  violation  of any  environmental  law,  rule or regulation with respect to the Mortgaged  Property.  The Seller has not received any notice of any environmental hazard on the Mortgaged Property;

            The  related  Mortgagor  has not  notified  the  Seller,  and the Seller has no knowledge of any relief  requested or allowed to the  Mortgagor  under the  Servicemembers
Civil Relief Act;

            No action has been taken or failed to be taken by the Seller on or prior to the related Closing Date which has resulted or will result in an exclusion from,  denial of, or defense to  coverage  under any  Primary  Mortgage  Insurance  Policy  (including,  without limitation,  any  exclusions,  denials  or  defenses  which  would  limit  or  reduce  the availability  of the timely payment of the full amount of the loss otherwise due thereunder to the  insured)  whether  arising  out of actions,  representations,  errors,  omissions, negligence, or fraud of the Seller, or for any other reason under such coverage;

            Each  Mortgage  Loan has been  serviced in all material  respects in compliance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation,  the Federal  Truth-In-Lending  Act and other consumer  protection  laws,  real estate settlement procedures, usury, equal credit opportunity and disclosure laws;

            With respect to each Co-op Loan, the related  Mortgage is a valid,  enforceable and  subsisting  first security  interest on the related  cooperative  shares  securing the related  cooperative  note,  subject  only  to (a)  liens  of the  cooperative  for  unpaid assessments  representing the Mortgagor's pro rata share of the cooperative's  payments for its  blanket  mortgage,  current  and future  real  property  taxes,  insurance  premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b)
other  matters to which  like  collateral  is  commonly  subject  which do not  materially interfere  with the  benefits of the  security  intended  to be  provided  by the  Security
Agreement.  There are no liens  against or  security  interest  in the  cooperative  shares relating to each Co-op Loan (except for unpaid  maintenance,  assessments and other amounts owed to the related  cooperative  which  individually  or in the aggregate  will not have a material adverse effect on such Co-op Loan), which have priority over the Seller's security interest in such cooperative shares;

            With respect to each Co-op Loan,  a search for filings of financing  statements has been made by a company  competent  to make the same,  which  company is  acceptable  to
Fannie Mae and qualified to do business in the  jurisdiction  where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

            With respect to each Co-op Loan, the related cooperative  corporation that owns title to the related cooperative  apartment building is a "cooperative housing corporation"
within  the  meaning  of  Section  216 of the  Code,  and is in  material  compliance  with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

            With respect to each Co-op Loan,  there is no prohibition  against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

            The Mortgage Loan was  originated  by a mortgagee  approved by the Secretary of
Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association,  a savings bank, a commercial bank, credit union, insurance company or similar  institution  which is  supervised  and  examined  by a federal or state authority;

            With respect to any ground lease to which a Mortgaged  Property may be subject:
(i) a true, correct and complete copy of the ground lease and all amendments, modifications and  supplements  thereto is included in the Servicing File, and the Mortgagor is the owner of a valid and  subsisting  leasehold  interest  under such ground lease;  (ii) such ground lease is in full  force and  effect,  unmodified  and not  supplemented  by any  writing or otherwise  except as contained in the Mortgage File;  (iii) all rent,  additional  rent and other charges reserved therein have been fully paid to the extent payable as of the related
Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful  possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice,  or both,  would result in a default  under such ground  lease;  (vi) the lessor under such ground lease is not in default  under any of the terms or  provisions  of such ground lease on the part of the lessor to be observed or  performed;  (vii) the lessor under such ground lease has satisfied any repair or construction  obligations due as of the related  Closing Date pursuant to the terms of such ground  lease;  (viii) the  execution, delivery  and  performance  of the  Mortgage do not  require the consent  (other than those consents  which have been  obtained and are in full force and effect)  under,  and will not contravene  any provision of or cause a default under,  such ground lease;  (ix) the ground lease term  extends  beyond the maturity  date of the related  Mortgage  Loan;  and (x) the
Purchaser has the right to cure defaults on the ground lease;

            With  respect  to any broker  fees  collected  and paid on any of the  Mortgage
Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double  charged and for which the borrower  would be entitled to reimbursement;

            Each   Mortgage   Loan    constitutes    a   "qualified    mortgage"    under
Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

            Except as provided in Section  2.07,  the  Mortgage  Note,  the  Mortgage,  the
Assignment of Mortgage and the other  documents set forth in Exhibit A-1 and required to be delivered on the related Closing Date have been delivered to the Purchaser or its designee;

            All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any  statement  that is or will be inaccurate or misleading in any material respect;

            The  Mortgagor  has executed a statement to the effect that the  Mortgagor  has received all disclosure  materials required by applicable law with respect to the making of adjustable rate mortgage  loans.  The Seller shall maintain such statement in the Servicing
File;

            No Mortgage Loan had a  Loan-to-Value  Ratio at the time of origination of more than 100%.  No second lien Mortgage Loan has an Equity LTV in excess of 100%;

            Either (a) no consent  for the second  lien  Mortgage  Loan is  required by the holder of the related  First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

            With  respect to any second lien  Mortgage  Loan,  the Seller has not  received notice  of:  (1) any  proceeding  for the total or partial  condemnation  of any  Mortgaged
Property, (2) any subsequent,  intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or (3) any default under any mortgage, lien or other encumbrance senior to each Mortgage;

            No second lien Mortgage Loan is a "home equity line of credit";

            As of the Closing  Date,  the Seller has not  received a notice of default of a
First Lien which has not been cured;

            No First Lien provides for negative amortization;

            No Mortgage  Loan is (i)  classified  as a "high cost"  mortgage loan under the
Home Ownership and Equity  Protection  Act of 1994, as amended,  nor is any Mortgage Loan a
"high cost home,"  "covered",  "high risk home" or  "predatory"  loan under any  applicable state,  federal or local law (or a similarly  classified loan using  different  terminology under an  applicable  law  imposing  heightened  regulatory  scrutiny or  additional  legal liability for residential  mortgage loans having high interest rates,  points and/or fees),
(ii) subject to the New Jersey Home Ownership Security Act of 2002 (the "Act"), unless such
Mortgage  Loan is a (1) "Home  Loan" as defined  in the Act that is a first  lien  Mortgage
Loan, which is not a "High Cost Home Loan" as defined in the Act or (2) "Covered Home Loan"
as defined in the Act that is a first lien purchase  money  Mortgage  Loan,  which is not a
High  Cost  Home  Loan  under  the Act,  or (iii)  secured  by  Mortgaged  Property  in the
Commonwealth of  Massachusetts  with a loan  application  date on or after November 7, 2004 that  refinances  a mortgage  loan that is less than sixty (60)  months  old,  unless  such
Mortgage Loan (a) is on an investment property, (b) meets the requirements set forth in the
Code  of  Massachusetts  Regulation  ("CMR"),  209  CMR  53.04(1)(b),  or  (c)  meets  the requirements  set forth in the 209 CMR  53.04(1)(c).  In  addition to and  notwithstanding anything to the  contrary  herein,  no Mortgage  Loan for which the  Mortgaged  Property is located in New Jersey is a "Home  Loan" as defined in the Act that was made,  arranged,  or assigned  by a  person  selling  either a  manufactured  home or home  improvements  to the
Mortgaged  Property or was made by an  originator to whom the Mortgagor was referred by any such seller;

            None of the proceeds of the Mortgage Loan were used to finance  single-premium credit insurance policies;

            With  respect to any Mortgage  Loan which is a Texas Home Equity Loan,  any and all requirements of Section 50, Article XVI of the Texas  Constitution  applicable to Texas
Home Equity Loans which were in effect at the time of the  origination of the Mortgage Loan have been complied with;

            There is no Mortgage  Loan  originated on or after October 1, 2002 and prior to
March 7, 2003 and secured by a Mortgaged Property located in the State of Georgia;

            The origination and servicing  practices with respect to each Mortgage Note and
Mortgage have been legal and in accordance with applicable laws and regulations, and in all material respects proper and prudent in the mortgage  origination and servicing  business.
With respect to escrow  deposits and payments  that the Seller is entitled to collect,  all such  payments  are in the  possession  of, or under the control of, the Seller,  and there exist no  deficiencies  in  connection  therewith  for  which  customary  arrangements  for repayment  thereof have not been made.  All escrow  payments  have been  collected  and are being  maintained  in  full  compliance  with  applicable  state  and  federal  law and the provisions of the related  Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not  prohibited  by  applicable  law and has been established in an amount  sufficient to pay for every escrowed item that remains unpaid and has been  assessed but is not yet due and payable.  No escrow  deposits or other charges or payments  due under the  Mortgage  Note have been  capitalized  under any  Mortgage  or the related  Mortgage Note.  All Mortgage  Interest Rate  adjustments  have been made in strict compliance  with state and  federal  law and the terms of the related  Mortgage  Note.  Any interest  required to be paid  pursuant to state and local law has been  properly  paid and credited;

            No Mortgage Loan is a Convertible Mortgage Loan;

            The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant  to the Fannie Mae  Selling  Guide and that for each  Mortgage  Loan,  the Company agrees  it  shall  report  one of  the  following  statuses  each  month  as  follows:  new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

            With  respect to any  Mortgage  Loan  originated  on or after  August 1, 2004, neither the related  Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

            No borrower was required to purchase any credit life,  disability,  accident or health insurance  product as a condition of obtaining the extension of credit.  No borrower obtained a prepaid  single-premium  credit life,  disability,  accident or health insurance policy in  connection  with the  origination  of the Mortgage  Loan;  no proceeds  from any
Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            No  borrower  was  encouraged  or required  to select a Mortgage  Loan  product offered by the Mortgage Loan's  originator which is a higher cost product designed for less creditworthy  borrowers,  unless  at the  time of the  Mortgage  Loan's  origination,  such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost  credit product then offered by the Mortgage Loan's  originator or any affiliate of the Mortgage Loan's originator; and

            With  respect  to any  Mortgage  Loan that  contains  a  provision  permitting imposition  of a premium  upon a  prepayment  prior to  maturity:  (i) prior to the  loan's origination,  the  borrower  agreed to such  premium in exchange  for a monetary  benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the  borrower  was  offered the option of  obtaining  a mortgage  loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv)  notwithstanding  any state or federal  law to the  contrary,  the  Servicer  shall not impose  such  prepayment premium  in any  instance  when the  mortgage  debt is  accelerated  as the  result  of the borrower's default in making the loan payments.

            Repurchase.

            It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the
Mortgage File to the Purchaser, or its designee, and shall inure to the benefit of the
Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or
Assignment of Mortgage or the examination, or lack of examination, of any Mortgage Loan
Document.  Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others.  The Seller shall have a period of ninety (90) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach.  The Seller hereby covenants and agrees that if any such breach is not corrected or cured within such ninety
(90) day period, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price.  In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such breach, all affected Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Seller at the Repurchase Price.  Any such repurchase shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price.

            If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the
Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS®
System the Seller as the beneficial holder of such Mortgage Loan.

            It is understood and agreed that the obligation of the Seller set forth in this
Section 3.03 to cure or repurchase a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 7.01, constitutes the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.  If the Seller fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 7.01, that failure shall, upon compliance by the Purchaser with the next to the last paragraph of this Section 3.03, be an Event of Default and the Purchaser shall be entitled to pursue all available remedies.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 8.01 and 9.01.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any
Mortgage Loan upon (i) the earlier of discovery of such breach by the Seller or notice thereof by the Purchaser to the Seller, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the
Purchaser for compliance with this Agreement.

            In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a Defective Mortgage Loan pursuant to this Section 3.03, require that the Seller deliver, at the Seller's expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

            Purchase Price Protection.

            With respect to any Mortgage Loan that prepays in full during the first month following the related Closing Date or as otherwise set forth in the related Purchase Price and Terms Letter or Assignment and Conveyance, the Seller shall reimburse the Purchaser the amount (if any) by which the Purchase Price paid by the Purchaser to the Seller exceeded
100% of the outstanding scheduled principal balance of the Mortgage Loan as of the related
Cut-off Date, within thirty (30) days of such payoff.  Upon any assignment of a Mortgage
Loan and/or this Agreement, the Purchaser may at its option retain its rights under this
Section 3.04 notwithstanding such assignment.

            Repurchase of Mortgage Loans With First Payment Defaults.

            If a Mortgagor is thirty (30) days or more delinquent with respect to the first
Monthly Payment, or as otherwise set forth in the related Purchase Price and Terms Letter or Assignment and Conveyance, due to the Purchaser on the related Mortgage Loan immediately following the related Closing Date, the Seller, at the Purchaser's option, shall promptly repurchase such Mortgage Loan from the Purchaser within thirty (30) calendar days' of receipt of written notice from the Purchaser.  Any repurchase pursuant to this Section 3.05 shall be made at the Repurchase Price.

                     ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

            The Seller to Act as Servicer.

            The Seller, as independent contract servicer, shall service and administer the
Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone or through subservicers or agents, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this
Agreement and with Accepted Servicing Practices. The Seller shall service and administer the Mortgage Loans through the exercise of the same care that it customarily employs for its own account.  The Seller may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder.  Notwithstanding anything to the contrary, the Seller may delegate any of its duties under this Agreement to one or more of its affiliates without regard to any of the requirements of this Section; provided, however, that the Seller shall not be released from any of its responsibilities hereunder by virtue of such delegation.

            Except as set forth in this Agreement, the Seller shall service the Mortgage
Loans in compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified
Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, the title, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of
Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

            Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Seller, reasonably foreseeable, or the Seller has obtained the prior written consent of the Purchaser, the
Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of any principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), make any future advances or extend the final maturity date, as the case may be, with respect to such Mortgage Loan.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the
Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) the otherwise scheduled Monthly Payment and (b) the amount paid by the Mortgagor.  The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered by the Purchaser when the Seller believes it appropriate and reasonable in its best judgment, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Section 4.13.  Notwithstanding anything herein to the contrary, the Seller may not enter into a forbearance agreement or similar arrangement with respect to any
Mortgage Loan which runs more than 180 days after the first delinquent Due Date without the prior consent of the Purchaser.  Any such agreement shall be approved by any applicable holder of a Primary Mortgage Insurance Policy, if required.

            Notwithstanding  anything in this  Agreement  to the  contrary,  if any Mortgage
Loan  becomes  subject to a  Pass-Through  Transfer,  the  Seller  (a) with  respect to such
Mortgage  Loan,  shall not permit any  modification  with respect to such Mortgage Loan that would  change the  Mortgage  Interest  Rate and (b) shall not  (unless the  Mortgagor  is in default  with  respect to such  Mortgage  Loan or such  default  is, in the  judgment of the
Seller, reasonably foreseeable) make or permit any modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an  exchange or  reissuance  of such
Mortgage  Loan  under  Section  1001  of  the  Code  (or  Treasury  regulations  promulgated thereunder)  and (ii) cause any REMIC to fail to  qualify  as a REMIC  under the Code or the imposition of any tax on  "prohibited  transactions"  or  "contributions"  after the startup date under the REMIC Provisions.

            The Seller shall not permit the creation of any "interests"  (within the meaning of Section 860G of the Code) in any REMIC.  The Seller shall not enter into any  arrangement by which a REMIC will  receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets  other than  "qualified  mortgages"  as defined in Section
860G(a)(3) of the Code or "permitted  investments"  as defined in Section  860G(a)(5) of the
Code.

            The Seller is authorized and empowered by the Purchaser, in its own name, when the Seller believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the
MERS® System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

            Unless a different time period is stated in this Agreement, the Purchaser shall be deemed to have given consent in connection with a particular matter if the Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date the Purchaser receives a written request for consent for such matter from the Seller.

            The Seller shall accurately and fully report its borrower credit files related to the Mortgage Loans to Equifax, Transunion and Experian in a timely manner.

            Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the date each Mortgage Loan ceases to be serviced subject to this Agreement, the Seller will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing
Practices, and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Seller will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Realization Upon Defaulted Mortgage Loans.

            The Seller shall use commercially reasonable efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, Accepted
Servicing Practices, any Primary Mortgage Insurance and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01.
Foreclosure or comparable proceedings shall be initiated pursuant to Fannie Mae guidelines and applicable state law with respect to Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments.  The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which the Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  The Seller shall notify the Purchaser in writing (which may be by electronic mail) of the commencement of foreclosure proceedings.  The Seller shall be responsible for all costs and expenses incurred by it in any such proceedings or functions;
provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05.  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged
Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense.  Upon completion of the inspection, the Seller shall promptly provide the
Purchaser with a written report of the environmental inspection.  After reviewing the environmental inspection report, the Purchaser shall determine how the Seller shall proceed with respect to the Mortgaged Property.

            Notwithstanding  anything to the contrary  contained herein,  the Purchaser may, at the Purchaser's sole option,  terminate the Seller as servicer of any Mortgage Loan which becomes  ninety (90) days or greater  delinquent  in payment of a Monthly  Payment,  without payment  of any  termination  fee with  respect  thereto;  provided,  that,  notwithstanding anything  to the  contrary  set forth in Section  4.05,  the  Seller  shall on the date such termination  takes  effect  be  reimbursed  for any  unreimbursed  Monthly  Advances  of the
Seller's  funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and unpaid  Servicing  Fees,  in each case  relating to such  delinquent  Mortgage  Loan. In the event of any such  termination,  the  provisions  of Section 9.01 hereof shall apply to such termination and the transfer of servicing  responsibilities  with respect to such delinquent
Mortgage Loan to the Purchaser or its designee.

            In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO
Property, such property shall be disposed of by the Seller, with the consent of the
Purchaser as required pursuant to this Agreement, within three (3) years after becoming an
REO Property, unless the Seller provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to three years after its becoming REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding.  The Seller shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Code.  Pursuant to its efforts to sell such property, the Seller shall either itself or through an agent selected by the Seller, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located.  Additionally, the Seller shall provide the
Purchaser or any master servicer with information sufficient to perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

            Establishment of Custodial Accounts; Deposits in Custodial Accounts.
            The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts.  Each Custodial Account shall be an Eligible Account.  Funds deposited in a Custodial Account may be drawn on in accordance with Section 4.05.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto.  The original of such letter agreement shall be furnished to the Purchaser on the initial Closing Date, and upon the request of any subsequent purchaser.

            The Seller shall deposit in the Custodial Account on a daily basis, within two
(2) Business Days of receipt thereof, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

                  all payments on account of principal,  including Principal Prepayments, on the Mortgage Loans;

                  all payments on account of interest on the Mortgage  Loans adjusted to the
            Mortgage Loan Remittance Rate;

                  all Liquidation Proceeds;

                  any amounts  required to be deposited by the Seller in connection with any
            REO Property pursuant to Section 4.13 and, in connection  therewith,  the Seller shall provide the Purchaser with written detail itemizing all of such amounts;

                  all  Insurance   Proceeds  including  amounts  required  to  be  deposited
            pursuant to Sections 4.08, 4.10 and 4.11,  other than proceeds to be held in the
            Escrow  Account  and  applied  to the  restoration  or repair  of the  Mortgaged
            Property or released to the  Mortgagor in  accordance  with  Accepted  Servicing
            Practices, the loan documents or applicable law;

                  all Condemnation  Proceeds  affecting any Mortgaged Property which are not released to the  Mortgagor  in  accordance  with the Seller's  normal  servicing procedures, the loan documents or applicable law;

                  any Monthly Advances;

                  Compensating  Interest,  if  any,  for the  month  of  distribution.  Such deposit  shall be made  from  the  Seller's  own  funds,  without  reimbursement therefor;

                  all proceeds of any Mortgage Loan  repurchased in accordance  with Section
            3.03 or Section 3.05;

                  any amounts  required to be  deposited  by the Seller  pursuant to Section
            4.11 in connection  with the deductible  clause in any blanket hazard  insurance policy,  such  deposit  shall  be made  from the  Seller's  own  funds,  without reimbursement therefor; and

                  any amounts required to be deposited in the Custodial  Account pursuant to
            Section 4.01 or Section 6.02.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary fees, to the extent permitted by Section 6.01, need not be deposited by the
Seller in the Custodial Account.

            The Seller may invest the funds in the Custodial Account in Eligible
Investments designated in the name of the Seller for the benefit of the Seller, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the Eligible Institution with which the Custodial Account is maintained may mature on such Remittance Date and (B)
any other investment may mature on such Remittance Date if the Seller shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity.
Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Seller and shall be subject to withdrawal by the Seller from the Custodial Account pursuant to Section 4.05(iv).  The amount of any losses incurred in respect of any such investments shall be deposited in the
Custodial Account by the Seller out of its own funds immediately as realized.

            Permitted Withdrawals From the Custodial Account.

            The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

                  to  make  payments  to the  Purchaser  in the  amounts  and in the  manner provided for in Section 5.01;

                  to reimburse itself for Monthly Advances,  the Seller's right to reimburse itself pursuant to this subclause (ii) being limited to amounts  received on the related  Mortgage  Loan which  represent  late  collections  (net of the related
            Servicing Fee) of principal  and/or interest  respecting  which any such advance was made,  it being  understood  that,  in the case of such  reimbursement,  the
            Seller's  right  thereto shall be prior to the rights of the  Purchaser,  except that,  where the Seller is required to repurchase a Mortgage  Loan,  pursuant to
            Section 3.03,  the Seller's right to such  reimbursement  shall be subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such
            Mortgage Loan;

                  to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid
            Servicing  Fees,  the  Seller's  right  to  reimburse  itself  pursuant  to this subclause  (iii) with  respect  to any  Mortgage  Loan being  limited to related proceeds from Liquidation Proceeds,  Condemnation  Proceeds,  Insurance Proceeds
            and REO Disposition Proceeds;

                  to pay to itself as part of its servicing  compensation:  (a) any interest earned on funds or any investment  earnings in the Custodial  Account net of any losses on such investments  (all such amounts to be withdrawn  monthly not later than each Remittance  Date), and (b) to the extent not otherwise  retained,  the
            Servicing  Fee from that portion of any payment or recovery as to interest  with respect to a particular Mortgage Loan;

                  to pay to  itself  with  respect  to each  Mortgage  Loan  that  has  been repurchased  pursuant  to Section  3.03 or  Section  3.05 all  amounts  received thereon  and not  distributed  as of the date on which  the  related  Repurchase
            Price is determined;

                  to  reimburse  itself for  unreimbursed  Monthly  Advances  and  Servicing
            Advances  to the extent not fully  reimbursed  pursuant  to Section  4.05(ii) or
            (iii) above;

                  to transfer funds to another  Eligible  Account in accordance with Section
            4.09 hereof;

                  to remove  funds  inadvertently  placed in the  Custodial  Account  by the
            Seller or for which  amounts  previously  deposited  are returned  unpaid by the related Mortgagor's banking institution; and

                  to clear and terminate the Custodial  Account upon the termination of this
            Agreement.

            Establishment of Escrow Accounts; Deposits in Accounts.

            The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts.
Each Escrow Account shall be an Eligible Account.  Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 4.07.  The creation of any Escrow
Account shall be evidenced by a letter agreement in the form shown in Exhibit C.  The original of such letter agreement shall be furnished to the Purchaser on the initial
Closing Date, and upon request to any subsequent purchaser.

            The Seller shall deposit in the Escrow Account or Accounts on a daily basis, within two (2) Business Days of receipt thereof, and retain therein:

                  all Escrow Payments  collected on account of the Mortgage  Loans,  for the purpose of  effecting  timely  payment of any such items as  required  under the terms of this Agreement;

                  all  Insurance  Proceeds  which are to be  applied to the  restoration  or repair of any Mortgaged Property; and

                  all  Servicing   Advances  for  Mortgagors   whose  Escrow   Payments  are
            insufficient to cover escrow disbursements.

            The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07.  The Seller shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that such Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Permitted Withdrawals From the Escrow Account.

            Withdrawals from the Escrow Account may be made by the Seller only:

                  to effect  timely  payments of ground  rents,  taxes,  assessments,  water rates,  Primary  Mortgage  Insurance Policy  premiums,  if applicable,  fire and hazard insurance premiums,  condominium assessments and comparable items for the related Mortgage;

                  to reimburse the Seller for any Servicing  Advance made by the Seller with respect  to a  related  Mortgage  Loan but only  from  amounts  received  on the related  Mortgage Loan which  represent  late payments or  collections of Escrow
            Payments thereunder;

                  to refund to the Mortgagor any funds as may be determined to be overages;

                  for  transfer to the  Custodial  Account in  accordance  with the terms of this Agreement;

                  for application to restoration or repair of the Mortgaged Property;

                  to pay to the Seller,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

                  to clear and  terminate  the  Escrow  Account on the  termination  of this
            Agreement;

                  to pay to the Mortgagors or other parties Insurance  Proceeds deposited in accordance with Section 4.06;

                  to remove funds  inadvertently  placed in the Escrow Account by the Seller or for which amounts  previously  deposited  are returned  unpaid by the related
            Mortgagor's banking institution; and

                  to clear and terminate  the Escrow  Account upon the  termination  of this
            Agreement.

            Payment  of Taxes,  Insurance  and  Charges;  Maintenance  of  Primary  Mortgage
Insurance; Collections Thereunder.

            With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums (if any) and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the
Mortgagor at the time they first become due.  The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments subject to its ability to recover such Servicing Advances pursuant to Sections 4.05(ii),
(iii) and (vi).  Notwithstanding the foregoing, if the Seller reasonably determines that any such Servicing Advance would not be recoverable from amounts collected on the related
Mortgage Loan, the Seller shall have no obligation to make such Servicing Advance.  Any such determination shall be evidenced by an Officer's Certificate delivered to the
Purchaser indicating the reasons therefor.

            The Seller will maintain in full force and effect Primary Mortgage Insurance
Policies issued by a Qualified Insurer with respect to each first lien Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the
Loan-to-Value ratio of the related Mortgage Loan is reduced to the amount for which Fannie
Mae no longer requires such insurance to be maintained.  The Seller will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement Primary
Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Seller shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Seller would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Seller shall promptly notify the insurer under the related Primary
Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage
Insurance Policy.  If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary
Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary
Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary
Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted first lien Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Seller under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

            Transfer of Accounts.

            The Seller may transfer a Custodial Account or an Escrow Account to a different
Eligible Account from time to time.  Such transfer shall be made only upon providing notice of the transfer to the Purchaser.

            Maintenance of Hazard Insurance.

            The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or Freddie Mac and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage
Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the
Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood
Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal
Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or
Freddie Mac, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the
Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if the related Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor's behalf.  To the extent the payment of the related premiums will not, in the Seller's reasonable determination, constitute non-recoverable Servicing Advances, the Seller shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster
Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or
REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
4.05.  It is understood and agreed that no other additional insurance need be required by the Seller or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Seller.  The Seller shall not interfere with the
Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

            Maintenance of Mortgage Impairment Insurance Policy.

            In the event that the Seller (or an affiliate of the Seller) shall obtain and maintain a blanket policy issued by an issuer acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the
Seller shall, in the event that there shall not have been maintained on the related
Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial
Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use commercially reasonable efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

            Maintenance of Fidelity Bond and Errors and Omissions Insurance.

            The Seller shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage
Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The
Fidelity Bond shall be in the form of a mortgage banker's blanket bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement and fraud of such persons.  The errors and omissions insurance shall protect and insure the Seller against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this
Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the
Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in
the Freddie Mac Guides.  The Seller shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such
Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.  Upon request by the
Purchaser, the Seller shall provide the Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

            Title, Management and Disposition of REO Property.

            In the event that title to the Mortgaged Property is acquired in foreclosure, by deed in lieu of foreclosure or other method resulting in full or partial satisfaction of the related Mortgage, the deed or certificate of sale shall be taken in the name of the
Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or
Persons as shall be consistent with an Opinion of Counsel obtained by the Seller, at the expense of the Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            The Seller shall notify the Purchaser in  accordance  with the Fannie Mae Guides of each  acquisition  of REO  Property  upon such  acquisition,  and  thereafter  assume the responsibility  for  marketing  such REO  Property in  accordance  with  Accepted  Servicing
Practices.   Thereafter,  the  Seller  shall  continue  to  provide  certain  administrative services to the  Purchaser  relating to such REO Property as set forth in this Section 4.13.
No Servicing Fee shall be assessed or otherwise accrue with respect to any REO Property.

            The Seller shall, either itself or through an agent selected by the Seller, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO
Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO
Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  The Seller shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File.

            The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a longer period than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO
Property.  If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the
Seller shall be entitled to immediate reimbursement from the Purchaser for any related unreimbursed Servicing Advances.  The disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser.  The Seller shall update the Purchaser from time-to-time as to the status of each REO Property.

            Notwithstanding  anything to the contrary  contained herein,  the Purchaser may, at the  Purchaser's  sole option,  terminate the Seller as servicer of any such REO Property
without   payment  of  any   termination   fee  with  respect   thereto;   provided,   that,
notwithstanding  anything to the contrary set forth in Section 4.05, the Seller shall on the date such  termination  takes  effect be  reimbursed  for any  unreimbursed  advances of the
Seller's  funds made pursuant to Section 5.03 and any  unreimbursed  Servicing  Advances and unpaid  Servicing  Fees,  in each case  relating to the Mortgage  Loan  underlying  such REO
Property.  In the event of any such  termination,  the  provisions  of Section  9.01  hereof shall apply to the termination and the transfer of servicing  responsibilities  with respect to such REO  Property  to the  Purchaser  or its  designee.  Within five (5)  Business  Days following any such termination,  the Seller shall, if necessary, convey such REO Property to the Purchaser and shall provide the Purchaser with the following  information  regarding the subject REO Property:  the related  drive by appraisal or broker's  price opinion and copies of any related mortgage  impairment  insurance policy claims.  In addition,  within five (5)
Business Days  following any such  termination,  the Seller shall provide the Purchaser with the  following  information  and documents  regarding the subject REO Property:  the related trustee's deed upon sale and copies of any related hazard insurance claims or repair bids.

            Notification of Maturity Date.

            With respect to each Mortgage Loan, the Seller shall execute and deliver to the
Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                 PAYMENTS TO THE PURCHASER

            Distributions.

            On each Remittance Date, the Seller shall distribute by wire transfer to the
Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial
Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 5.03, plus (iii) all payments in respect of
Compensating Interest for such Remittance Date required to be deposited in the Custodial
Account pursuant to Section 4.04(viii), minus (iv) any amounts attributable to Monthly
Payments collected but due on a Due Date or Dates subsequent to the preceding Determination
Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts, and any Principal Prepayments received during the month of such
Remittance Date, which amounts shall be remitted on the next succeeding Remittance Date.

            With respect to any remittance received by the Purchaser after the Business Day following the Business Day on which such payment was due, the Seller shall pay to the
Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following the second Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.
Such interest shall be remitted along with the distribution payable on the next succeeding
Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

            Statements to the Purchaser.

            The Seller shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Seller's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis.  With respect to each month, the corresponding individual loan accounting report shall be received by the
Purchaser no later than the fifth (5th) Business Day of the following month in a format mutually agreed upon by both the Purchaser and the Seller, which report shall contain the following (or such other information as is mutually agreed upon by the Seller and the
Purchaser):

                  with  respect  to each  Monthly  Payment,  the  amount of such  remittance allocable  to  principal  (including  a  separate  breakdown  of  any  Principal
            Prepayment  and a detailed  report of interest on principal  prepayment  amounts remitted in accordance with Section 4.04);

                  with  respect  to each  Monthly  Payment,  the  amount of such  remittance allocable to interest;

                  the aggregate Scheduled Principal Balance of the Mortgage Loans;

                  the  aggregate of any expenses  reimbursed  to the Seller during the prior distribution period pursuant to Section 4.05; and

                  the number and aggregate  outstanding principal balances of Mortgage Loans
            (a)  delinquent  (1) 30 to 59 days,  (2) 60 to 89 days, and (3) 90 days or more;
            (b) as to which foreclosure has commenced;  and (c) as to which REO Property has been acquired.

            The Seller shall also provide, upon request, a monthly servicing report, sorted in the Purchaser's assigned loan number order, in the form of Alltel reports P139, S214,
S215 and S50Y and Fidelity report P-4DL (or in such other forms as the Purchaser and the
Seller may agree), with each such report.

            The Seller shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

            In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

            Monthly Advances by the Seller.

            Not later than the close of business on the Business Day preceding each
Remittance Date, the Seller shall deposit in the Custodial Account an amount equal to all
Monthly Payments, whether or not deferred pursuant to Section 4.01, which were due on a
Mortgage Loan on the immediately preceding Due Date and delinquent at the close of business on the related Determination Date.

            The Seller's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the earlier of: (i) the date of the termination or resignation, as applicable, of the Seller pursuant to Section 7.04, 8.01 or 9.01 or (ii) the date of final disposition and liquidation of the related Mortgage Loan or any Mortgaged Property acquired through foreclosure or a conveyance in lieu of foreclosure, unless the Seller reasonably believes such advance to be non-recoverable from proceeds of the related Mortgage Loan.  In such event, the Seller shall deliver to the Purchaser an Officer's Certificate of the
Seller to the effect that an officer of the Seller has reviewed the related Servicing File and has made the reasonable determination that any additional advances are non-recoverable from proceeds of the related Mortgage Loan.

            Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the
Purchaser a liquidation report with respect to such Mortgaged Property.  The Seller shall also provide reports on the status of REO Property containing such information as the
Purchaser may reasonably require.

                                GENERAL SERVICING PROCEDURES

            Assumption Agreements.

            The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Seller shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance
Policy, if any.  If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If the Seller is prohibited under applicable law from (a) entering into an assumption agreement with the
Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed or
(b) requiring the original Mortgagor to remain liable under the Mortgage Note, the Seller, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of the Fannie Mae Guides.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed.  If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.  The Seller shall notify the
Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  All fees collected by the
Seller for entering into an assumption or substitution of liability agreement shall belong to the Seller as additional servicing compensation.

            Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 6.01, the term
"assumption" is deemed to also include a sale of the Mortgaged Property subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Satisfaction of Mortgages and Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a
Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The Purchaser shall no later than five (5) Business Days after receipt of such certification and request, release or cause to be released to the Seller, the related
Mortgage Loan Documents and, upon its receipt of such documents, the Seller shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release.  No later than three (3) Business Days following its receipt of such satisfaction or release, the
Purchaser shall deliver, or cause to be delivered, to the Seller the release or satisfaction properly executed by the owner of record of the applicable Mortgage or its duly appointed attorney in fact. If such Mortgage Loan is a MERS Mortgage Loan, the Seller is authorized to cause the removal from the registration on the MERS System of such
Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

            In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the Mortgage Loan Documents, the Seller, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the
Custodial Account.

            From time to time and as appropriate for the servicing or foreclosure of the
Mortgage Loans, including for the purpose of collection under any Primary Mortgage
Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the
Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the
Mortgage File held by the Purchaser to the Seller.  Such servicing receipt shall obligate the Seller to return such Mortgage Loan Documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial
Account or the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a
Servicing Officer certifying as to the name and address of the Person to which such
Mortgage File was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

            Servicing Compensation.

            As compensation for its services hereunder, the Seller shall be entitled to the  Servicing Fee.  Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges, prepayment penalties (unless otherwise set forth in the related Purchase Price and Terms Letter or Assignment and Conveyance),
interest and investment earning on funds on deposit in the Custodial Account and Escrow
Account (to the extent provided for herein) and other ancillary income shall be retained by the Seller to the extent not required to be deposited in the Custodial Account.  The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

            Annual Statement as to Compliance.

            Within the later of (a) seventy-five (75) days after the end of each calendar year or (b) fifteen (15) calendar days prior to the date on which the Purchaser or the affiliate of the Purchaser required to file an annual report on Form 10-K in connection with any Pass-Through Transfer is required to file such annual report on Form 10-K with the
United States Securities and Exchange Commission (the "SEC"), the Seller will deliver to the Purchaser an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii)
to the best of such officers' knowledge, based on such review, the Seller has fulfilled in all material respects all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.  The first Officer's
Certificate delivered by the Seller to the Purchaser pursuant to this Section shall be delivered on or before March 15, 2006, or such other date as may be required pursuant to the first sentence of this Section 6.04.  Copies of such statement shall be provided by the
Seller to the Purchaser upon request.

            Annual Independent Certified Public Accountants' Servicing Report.

            Within the later of (a) seventy-five (75) days after the end of each calendar year or (b) fifteen (15) calendar days prior to the date on which the Purchaser or the affiliate of the Purchaser required to file an annual report on Form 10-K in connection with any Pass-Through Transfer is required to file such annual report on Form 10-K with the
SEC, the Seller at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Seller's servicing of residential mortgage loans, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II
Approved Mortgagees and Loan Correspondent Programs, such firm is of the opinion that the
Seller's servicing has been conducted in compliance with such programs, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.  The first statement delivered by the Seller to the
Purchaser pursuant to this Section shall be delivered on or before March 15, 2006, or such other date as may be required pursuant to the first sentence of this Section 6.05.  Copies of such statement shall be provided by the Seller to the Purchaser.

            Purchaser's Right to Examine Seller Records.

            At its expense, the Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

            The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the
Purchaser, including but not limited to, OCC, OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with the federal government, OCC, FDIC, OTS, or any other similar regulations; provided, however, that in connection with providing such access, the Seller shall not be required to incur any out-of-pocket costs unless provisions have been made for the reimbursement thereof.

            Seller Shall Provide Information as Reasonably Required.

            The Seller shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation as the Purchaser may reasonably request, as shall be necessary, reasonable or appropriate in respect to the
Mortgage Loans and the performance of the Seller under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser; provided, that, the Seller shall not be liable for any out-of-pocket costs with respect to the provision of such reports, information or documentation.  All such reports or information shall be provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Seller under this Agreement.  The Seller agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            The Seller, upon reasonable advance notice, shall make reasonably available to the Purchaser or any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Seller's servicing facilities for the purpose of satisfying such prospective purchaser that the Seller has the ability to service the Mortgage Loans as provided in this Agreement.

            The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

                                         THE SELLER

            Indemnification; Third Party Claims.

            The Seller agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, "Damages") that the
Purchaser may sustain in any way related to the failure of the Seller to observe and perform its duties, obligations, covenants, and agreements and to service the Mortgage
Loans in compliance with the terms of this Agreement or from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement.  The Seller hereunder shall immediately notify the Purchaser if a claim is made by a third party with respect to this
Agreement or a Mortgage Loan, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Seller shall follow any written instructions received from the Purchaser in connection with such claim.  The Purchaser shall promptly reimburse the Seller for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Seller to service and administer the Mortgage Loans in compliance with the terms of this Agreement, the failure of the Seller to perform its duties and obligations pursuant to this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence, bad faith or willful misconduct of the Seller.  The provisions of this Section
7.01 shall survive termination of this Agreement and transfer of the related servicing rights.

            Merger or Consolidation of the Seller.

            The Seller shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated (including by means of sale or disposal of all or substantially all of the Seller's assets), or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller (whether or not related to loan servicing), shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000 and (ii) an institution who is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

            Limitation on Liability of the Seller and Others.

            The duties and obligations of the Seller shall be determined solely by the express provisions of this Agreement, the Seller shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the
Seller.  Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the
Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this
Agreement.  The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by the
Purchaser respecting any matters arising hereunder.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the
Seller may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the
Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

            Seller Not to Assign or Resign.

            Except as otherwise provided herein, the Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller.
Any such determination permitting the resignation of the Seller shall be evidenced by an
Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 11.01.

            No Transfer of Servicing.

            With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the
Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section 7.05, the
Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written approval of the
Purchaser, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the Seller may, without the consent of the Purchaser, retain reasonable and necessary third party contractors to perform certain servicing and loan administration functions, including and limited to, hazard insurance administration, tax payment and administration, flood certification and administration and foreclosure activities;
provided, that such contractors shall perform such servicing and loan administrative functions in a manner consistent with this Agreement; provided, further, that the retention of such contractors by Seller shall not limit the obligation of the Seller to service the
Mortgage Loans pursuant to the terms and conditions of this Agreement or release it from any of its obligations hereunder.

                                          DEFAULT

            Events of Default.

            In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

                  any failure by the Seller to remit to the Purchaser  any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of two (2)  Business  Days  after the date upon which  written  notice of such failure,  requiring  the same to be remedied,  shall have been given to the
            Seller by the Purchaser; or

                  failure  on the part of the  Seller  duly to  observe  or  perform  in any material  respect any other of the  covenants or  agreements  on the part of the
            Seller set forth in this  Agreement,  which failure  continues  unremedied for a period  of  thirty  (30) days  after  the date on which  written  notice of such failure,  requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

                  a decree  or order of a court or agency or  supervisory  authority  having jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling of assets and liabilities or similar proceedings,  or for the winding-up or liquidation of its affairs,  shall have been  entered  against  the Seller and such decree or order shall have  remained in force  undischarged  or  unstayed  for a period of sixty
            (60) days; or

                  the Seller shall consent to the  appointment  of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and  liabilities  or similar  proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

                  the  Seller  shall  admit  in  writing  its  inability  to pay  its  debts generally  as  they  become  due,  file a  petition  to  take  advantage  of any applicable  insolvency or  reorganization  statute,  make an assignment  for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  the  Seller  ceases to be  approved  by  Fannie  Mae or  Freddie  Mac as a mortgage loan seller and servicer for more than thirty (30) days; or

                  the  Seller  attempts  to  assign  its  right  to  servicing  compensation hereunder  or the Seller  attempts,  without  the consent of the  Purchaser,  to assign  this  Agreement  or  the  servicing  responsibilities  hereunder  or  to delegate its duties  hereunder or any portion  thereof in a manner not permitted under this Agreement; or

                  the Seller  ceases to be (a)  licensed to service  first lien  residential mortgage  loans in each  jurisdiction  in which a Mortgaged  Property is located and such  licensing is required,  and (b) qualified to transact  business in any jurisdiction  where it is  currently so  qualified,  but only to the extent such non-qualification  materially  and  adversely  affects the  Seller's  ability to perform its obligations hereunder; or

                  failure on the part of the Seller to comply with  Section  6.04 or Section
            6.05,  which  failure  continues  unremedied  for a period of fifteen  (15) days after the date on which written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Seller by the Purchaser.

            then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 7.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Seller for the same.  On or after the receipt by the Seller of such written notice of termination, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01.  Upon written request from the Purchaser, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow
Account or thereafter received with respect to the Mortgage Loans or any REO Property.

            If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.04) of the Seller hereunder, either
(i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with
MERS, or (ii) the Seller shall cooperate with the successor servicer either (x) in causing
MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the
Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer or (y) in causing MERS to designate on the MERS® System the successor servicer as the servicer of such Mortgage Loan.

            Waiver of Defaults.

            The Purchaser may waive only by written notice any default by the Seller in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                        TERMINATION

            Termination.

            The respective obligations and responsibilities of the Seller shall terminate upon:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Seller and the
Purchaser in writing; or (iii) termination of the Seller by the Purchaser with cause under the terms of this Agreement.

                              RECONSTITUTION OF MORTGAGE LOANS

            Reconstitution of Mortgage Loans.

            The Seller  acknowledges  and the Purchaser agrees that with respect to some or all of the Mortgage  Loans,  the  Purchaser  may effect,  upon ten (10) Business Days prior written notice to the Seller, either:

                  one or more sales of the Mortgage Loans as whole loan  transfers  (each, a
            "Whole Loan Transfer");

                  one or more Agency Transfers; and/or

                  one or more sales of the Mortgage Loans as public or private  pass-through transfers (each, a "Pass-Through Transfer").

            With  respect to each Whole Loan  Transfer,  Agency  Transfer or  Pass-Through
Transfer, as the case may be, the Seller agrees:

                  to cooperate  reasonably with the Purchaser and any prospective  purchaser with respect to all  reasonable  requests  that do not result in an undue burden or expense of the Seller;

                  to  execute  all  agreements  required  to be  executed  by the  Seller in connection  with such Whole  Loan  Transfer,  Agency  Transfer  or  Pass-Through
            Transfer,  including a pooling and  servicing  agreement  in form and  substance reasonably  acceptable  to the parties,  provided  that any such  agreements  be consistent  with the terms hereof and,  unless  otherwise  agreed by the Seller, impose no greater duties,  liabilities or obligations upon the Seller than those set forth herein and provided that the Seller is given an  opportunity to review and  reasonably  negotiate  in good  faith the  content  of such  documents  not specifically referenced or provided for herein;

                  to make all the  representations  and warranties set forth in Section 3.01 as of the date of the Whole  Loan  Transfer,  Agency  Transfer  or  Pass-Through
            Transfer;

                  to deliver to the Purchaser  (a) for inclusion in any  prospectus or other offering material such publicly available  information  regarding the Seller and its financial condition and any additional  information  reasonably requested by the  Purchaser  or required  by law or  regulation,  (b) any similar  nonpublic, unaudited financial  information (which the Purchaser may, at its option and its cost, have audited by certified public  accountants) and such other  information as is  reasonably  requested by the Purchaser and which the Seller is capable of
            providing  without   unreasonable  effort  or  expense,  and  to  indemnify  the
            Purchaser and its  affiliates for any losses,  costs or damages  incurred by any of  them  directly  related  to any  material  misstatements  contained  in such information  or for any omissions of material fact required to be stated therein to the extent such  information is provided by the Seller  specifically  for use in a prospectus or other offering material;  provided, that, the Purchaser shall indemnify  the  Seller  and its  affiliates  for any  losses,  costs or  damages related to any  material  misstatements  contained  in any  prospectus  or other offering  material  other  than  in  such  information  provided  by the  Seller specifically  for use therein or for any  omissions of material fact required to be stated  therein  and (c) such  statements  and audit  letters  of  reputable, certified public  accountants  pertaining to information  provided by the Seller pursuant to clause (a) above as shall be reasonably  requested by the Purchaser;
            and

                  to  deliver  to  the  Purchaser,  and  to  any  Person  designated  by the
            Purchaser,  opinions of counsel in a form reasonably acceptable to the Purchaser as are customarily  delivered by sellers and servicers and reasonably determined by the  Purchaser  to be  necessary  in  connection  with Whole Loan  Transfers,
            Agency  Transfers  or  Pass-Through  Transfers,  as the  case  may be,  it being understood  that the  reasonable  cost of any  opinions  of counsel  (other than in-house  counsel)  that  may be  required  for a Whole  Loan  Transfer,  Agency
            Transfer  or  Pass-Through   Transfer,   as  the  case  may  be,  shall  be  the
            responsibility of the Purchaser.

The Purchaser shall reimburse the Seller for any and all reasonable  out-of-pocket expenses, costs and fees, including reasonable  attorney's fees, incurred by the Seller in response to requests for  information or assistance  under this Section.  All Mortgage Loans not sold or transferred  pursuant to a Whole Loan Transfer,  Agency  Transfer or  Pass-Through  Transfer
shall be subject to this Agreement and shall continue to be serviced in accordance  with the terms of this Agreement and with respect  thereto this Agreement  shall remain in full force and effect.  Notwithstanding  anything to the  contrary in this Section  10.01,  the Company agrees  that it is  required to perform  the  obligations  described  in Exhibit H hereto in connection with a Reconstitution.

      Section 10.02.    Monthly Reporting with Respect to a Reconstitution.

            As long as the Company  continues to service  Mortgage Loans, the Company agrees that with respect to any Mortgage Loan sold or transferred  pursuant to a Reconstitution  as described  in  Section  10.01 of this  Agreement  (a  "Reconstituted  Mortgage  Loan"),  the
Company,  at its expense,  shall provide the  Purchaser  with the  information  set forth in
Exhibit G attached hereto for each  Reconstituted  Mortgage Loan in Excel or such electronic delimited  file format as may be mutually  agreed upon by both  Purchaser and Company.  Such information  shall be provided  monthly for all  Reconstituted  Mortgage  Loans on the fifth
(5th) Business Day of each month for the immediately  preceding monthly period, and shall be transmitted to the new investor or master servicer.

                                  MISCELLANEOUS PROVISIONS

            Successor to the Seller.

            Prior to termination of Seller's responsibilities and duties under this
Agreement pursuant to Section 7.04, 8.01 or 9.01, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this
Agreement, or (ii) appoint a successor having the characteristics set forth in Section 7.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree.  In the event that the Seller's duties, responsibilities and liabilities under this
Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Seller pursuant to the aforementioned
Sections shall not become effective until a successor shall be appointed pursuant to this
Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Section 3.01 and the indemnification obligations of the Seller pursuant to
Section 7.01.

            Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the
Seller or this Agreement pursuant to Section 7.04, 7.05, 8.01 or 9.01 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

The Seller shall  promptly  deliver to the successor the funds in the Custodial  Account and the Escrow  Account and the Mortgage Files and related  documents and statements  held by it hereunder and the Seller shall  account for all funds.  The Seller shall execute and deliver such  instruments  and do such other things all as may  reasonably be required to more fully and  definitely  vest  and  confirm  in the  successor  all  such  rights,  powers,  duties, responsibilities,  obligations and liabilities of the Seller.  Upon appointment of successor servicer to the Seller, the Seller shall be reimbursed for unrecovered  Servicing  Advances,
Monthly  Advances and unpaid Servicing Fees which would otherwise have been recovered by the
Seller pursuant to this Agreement but for the appointment such successor servicer.

            Upon a successor's acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

            Amendment.

            This Agreement may be amended or supplemented from time to time by written agreement executed by the Purchaser and the Seller.

            Recordation of Agreement.

            To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the Mortgaged Properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Seller's expense on direction of the Purchaser.

            Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions, except to the extent preempted by Federal law.  The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Notices.

            Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

                        (i)   if to the Seller:

                              Wachovia Mortgage Corporation
                              201 South College Street
                              Suite 1600
                              Charlotte, North Carolina  28288-1088
                              Attention:  Caroline Payne
                              Facsimile: (704) 383-4591

                              with a copy to:

                              Wachovia Mortgage Corporation
                              1100 Corporate Center Drive
                              Raleigh, North Carolina  27607
                              Attention:  Tom Fowler
                              Facsimile: (919) 852-7525

                        (ii)  if to the Purchaser:

                              EMC Mortgage Corporation
                              Mac Arthur Ridge II,
                              909 Hidden Ridge Drive, Suite 200
                              Irving, Texas 75038
                              Attention:  Ms. Ralene Ruyle
                              Telecopier No.:  (972) 444-2810

                              with copy to:

                              Bear Stearns Mortgage Capital Corporation
                              383 Madison Avenue
                              New York, New York 10179
                              Attention:  Steven Trombetta

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

            Severability of Provisions.

            Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  the terms defined in this Agreement have the meanings  assigned to them in this  Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

                  accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with GAAP;

                  references herein to "Articles," "Sections,"  Subsections,"  "Paragraphs,"
            and  other  subdivisions  without  reference  to a  document  are to  designated
            Articles,  Sections,  Subsections,  Paragraphs  and other  subdivisions  of this
            Agreement;

                  a reference to a Subsection  without  further  reference to a Section is a reference  to such  Subsection  as  contained  in the same  Section in which the reference  appears,  and this rule  shall  also  apply to  Paragraphs  and other subdivisions;

                  the words  "herein,"  "hereof,"  "hereunder,"  and other  words of similar import refer to this Agreement as a whole and not to any particular provision;

                  the term "include" or "including" shall mean without  limitation by reason of enumeration; and

                  headings of the Articles and Sections in this  Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

            Reproduction of Documents.
            This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii)
documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Confidentiality of Information.

            Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party.  Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information.  In addition, confidential information may be provided to a regulatory authority with supervisory power over the Purchaser, provided such information is identified as confidential non-public information.

            Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged
Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected (i) with respect to MERS Mortgage Loans, at the Purchaser's expense and (ii) with respect to Mortgage Loans that are not MERS Mortgage Loans, at the
Seller's expense, in each case, in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            Assignment by Purchaser.

            The Purchaser shall have the right, upon notice to the Seller, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the
Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans; provided, however, that, in no event shall there be any more than five (5) "Purchasers" with respect to any Mortgage Loan Package.  In no event shall the Purchaser sell a partial interest in any Mortgage Loan without the prior written consent of the Seller, which consent may be granted or withheld in the Seller's sole discretion.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

            No Partnership.

            Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Seller shall be rendered as an independent contractor and not as agent for Purchaser.

            Execution; Successors and Assigns.

            This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 7.02, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

            Entire Agreement.

            Each of the parties to this Agreement acknowledges that no representations, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein.  This Agreement and the related Purchase Price and Terms Letter set forth the entire understanding between the parties hereto and shall be binding upon all successors of all of the parties.  In the event of any inconsistency between a Purchase
Price and Terms Letter and this Agreement, this Agreement shall control.

            No Solicitation.

            From and after the related Closing Date, except as provided below, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, in any manner to solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage
Loan, in whole or in part, without the prior written consent of the Purchaser.  It is understood and agreed that all rights and benefits relating to the solicitation of any
Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that the following promotions or solicitations undertaken by the Seller or any affiliate of the Seller shall not be prohibited under this Section 11.16:  (i) promotions or solicitations that are directed to the general public at large or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements; (ii) responding to Mortgagor requests for pay-off information and regarding other bank or financial products or services; and (iii) promotions or solicitations to any Mortgagor for any other bank or financial products or services, unless such promotions or solicitations are for a prepayment of a Mortgage Loan.

            Costs.

            The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transactions covered by this Agreement.  To the extent not otherwise provided herein, all other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans,  including, without limitation, fees for recording intervening assignments of mortgage and Assignments of Mortgage, the cost of obtaining tax service contracts and the legal fees and expenses of its attorneys shall be paid by the
Seller.  The Seller shall be responsible for causing the recordation of all Assignments of
Mortgage and all intervening assignments of mortgage, as applicable.

            Protection of Mortgagor Personal Information.

            Each of the Purchaser and the Seller agree that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Mortgagor Personal
Information, (ii) shall not use Mortgagor Personal Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Mortgagor
Personal Information, (iii) shall not disclose Mortgagor Personal Information to third parties except at the specific written direction of the other; provided, however, that the
Purchaser and the Seller may disclose Mortgagor Personal Information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law or to the extent required by a valid and effective subpoena issued by a court of competent jurisdiction or other governmental body, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Mortgagor Personal Information from unauthorized access and (v) shall immediately notify the other of any actual or suspected breach of the confidentiality of Mortgagor Personal Information.

                                 [SIGNATURE PAGE TO FOLLOW]

            IN WITNESS  WHEREOF,  the Seller and the Purchaser have caused their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION,
                                          as Purchaser

                                          By:

                                          Name:

                                          Title:

                                          WACHOVIA MORTGAGE CORPORATION, as   Seller

                                          By:

                                          Name:

                                          Title:

 [Signature Page to Seller's Purchase, Warranties and Servicing Agreement, dated as of July
                                          1, 2005]

                                           A-1-3

63209.000014 CHARLOTTE 139216v6
                                        Exhibit A-1

                                 Contents of Mortgage File

            With respect to each Mortgage  Loan, the Mortgage File shall include each of the following items,  which shall be available for inspection by the Purchaser,  and which shall be  retained  by the Seller in the  Servicing  File or  delivered  to the  Purchaser  or its designee  pursuant  to  Sections  2.04 and 2.05 of the  Seller's  Purchase,  Warranties  and
Servicing Agreement.

            1.    The   original   Mortgage   Note   endorsed   "Pay   to   the   order   of
___________________  without  recourse,"  and  signed  in  the  name  of  the  Seller  by an authorized  officer,  with all  intervening  endorsements  showing a complete chain of title from the  originator  to the Seller.  If the  Mortgage  Loan was acquired by the Seller in a merger,  the  endorsement  must  be by  "[Seller],  successor  by  merger  to the  [name  of predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Seller while doing business  under  another  name,  the  endorsement  must be by  "[Seller]  formerly  known as
[previous name]".  If the original note is unavailable,  seller will provide an affidavit of lost note (in form acceptable to the Purchaser)  stating that the original Mortgage Note was lost  or  destroyed,  together  with a copy of  such  Mortgage  Note  and  indemnifying  the
Purchaser  against any and all claims  arising as a result of any person or entity  claiming they are the holder of the note or that the note has been paid off and returned.

            2.    A  true  certified  copy,  certified  by  the  [title  insurer],   of  the
applicable First Lien.

            3.    Except as  provided  below and for each  Mortgage  Loan that is not a MERS
Mortgage Loan, the original Mortgage with evidence of recording  thereon,  or a copy thereof certified by the public  recording  office in which such  mortgage has been  recorded or, if the original  Mortgage has not been returned from the applicable  public recording office, a true certified copy,  certified by the [title insurer],  of the original  Mortgage  together with a certificate of the Seller  certifying  that the original  Mortgage has been delivered for recording in the appropriate  public  recording  office of the jurisdiction in which the
Mortgaged  Property  is located and in the case of each MERS  Mortgage  Loan,  the  original
Mortgage,  noting  the  presence  of the  MIN of the  Mortgage  Loans  and  either  language indicating  that the Mortgage  Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan
at origination,  the original Mortgage and the assignment  thereof to MERS, with evidence of recording  indicated  thereon,  or a copy of the Mortgage  certified by the public recording office in which such Mortgage has been recorded.

            4.    The  original  or  certified  to be a true copy or if in  electronic  form identified on the Mortgage Loan Schedule,  the certificate number,  certified by the Seller, of the related Primary Mortgage Insurance Policy, if required.

            5.    In the case of each Mortgage Loan that is not a MERS  Mortgage  Loan,  the original  Assignment,  from the Seller in accordance with  Purchaser's  instructions,  which assignment  shall, but for any blanks  requested by the Purchaser,  be in form and substance acceptable  for  recording,  or a copy certified by the Seller as a true and correct copy of the  original  Assignment  which has been sent for  recordation.  If the  Mortgage  Loan was acquired  or  originated  by the  Seller  while  doing  business  under  another  name,  the
Assignment must be by "[Seller] formerly known as [previous name]".

            6.    With  respect to Mortgage  Loans that are not Co-op  Loans,  the  original policy of title insurance,  including riders and endorsements  thereto, or if the policy has not yet been issued, a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

            7.    Originals  of all recorded  intervening  Assignments,  or copies  thereof, certified  by the public  recording  office in which  such  Assignments  have been  recorded showing a complete  chain of title from the  originator  to the  Seller,  with  evidence  of recording thereon,  or a copy thereof certified by the public recording office in which such
Assignment  has been recorded or, if the original  Assignment has not been returned from the applicable public recording office, a true certified copy,  certified by the [title insurer]
of the original  Assignment  together with a certificate of the [title  insurer]  certifying that the original  Assignment  has been  delivered for recording in the  appropriate  public recording office of the jurisdiction in which the Mortgaged Property is located.

            8.    Originals,  or copies thereof  certified by the public recording office in which such  documents  have been  recorded,  of each  assumption,  extension,  modification, written  assurance or  substitution  agreements,  if applicable,  or if the original of such document  has not  been  returned  from  the  applicable  public  recording  office,  a true certified copy,  certified by the [title insurer],  of such original  document together with certificate  of Seller  certifying  the  original of such  document has been  delivered  for recording in the  appropriate  recording  office of the  jurisdiction in which the Mortgaged
Property is located.

            9.    If the  Mortgage  Note or  Mortgage  or any  other  material  document  or instrument  relating  to the  Mortgage  Loan has been  signed  by a person  on behalf of the
Mortgagor,  the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded,  if so required in the  appropriate  jurisdiction  where the  Mortgaged  Property  is located  (or,  in lieu thereof,  a duplicate or conformed copy of such  instrument,  together with a certificate of receipt from the recording office,  certifying that such copy represents a true and complete copy of the  original  and that  such  original  has been or is  currently  submitted  to be recorded in the appropriate  governmental  recording  office of the  jurisdiction  where the
Mortgaged  Property  is  located),  or if the  original  power of  attorney  or  other  such instrument has been delivered for recording in the appropriate  public  recording  office of the jurisdiction in which the Mortgaged Property is located.

            10.   With  respect  to a Co-op  Loan:  (i) a copy of the  Co-op  Lease  and the assignment of such Co-op Lease to the originator of the Mortgage Loan,  with all intervening assignments  showing a complete chain of title and an assignment thereof by Seller; (ii) the stock  certificate  together with an undated stock power relating to such stock  certificate executed  in blank;  (iii)  the  recognition  agreement  in  substantially  the same form as standard a "AZTECH" form; (iv) copies of the financial  statement filed by the originator as secured party and, if applicable,  a filed UCC-3 Assignment of the subject security interest showing a complete  chain of title,  together  with an  executed  UCC-3  Assignment  of such security interest by the Seller in a form sufficient for filing.

            11.   The original of any  guarantee  executed in  connection  with the Mortgage
Note.

            Notwithstanding  anything  to the  contrary  herein,  the Seller may provide one certificate  for all of the Mortgage Loans  indicating that the documents were delivered for recording.

                                           A-2-1

63209.000014 CHARLOTTE 139216v6
                                        Exhibit A-2

                                 Contents of Servicing File

            With respect to each Mortgage  Loan,  the  Servicing  File shall include each of the following items, which shall be available for inspection by the Purchaser:

            1.    Mortgage   Loan   closing   statement   (Form   HUD-1)   and   any   other
truth-in-lending or real estate settlement procedure forms required by law.

            2.    Residential loan application.

            3.    Uniform  underwriter  and  transmittal  summary  (Fannie Mae Form 1008) or reasonable equivalent.

            4.    Credit report on the mortgagor.

            5.    Business credit report, if applicable.

            6.    Residential appraisal report and attachments thereto.

            7.    Verification   of  employment   and  income  except  for  Mortgage   Loans
originated  under  a  Limited  Documentation   Program,  all  in  accordance  with  Seller's
Underwriting Standards.

            8.    Verification of acceptable  evidence of source and amount of down payment, in accordance with the Underwriting Standards.

            9.    Photograph of the Mortgaged Property (may be part of appraisal).

            10.   Survey of the Mortgaged Property, if any.

            11.   Sales contract, if applicable.

            12.   If  available,   termite  report,   structural  engineer's  report,  water
portability and septic certification.

            13.   Any original security  agreement,  chattel mortgage or equivalent executed in connection with the Mortgage.

            14.   Any ground lease, including all amendments,  modifications and supplements thereto.

            15.   Any other document required to service the Mortgage Loans.

                                            B-1

63209.000014 CHARLOTTE 139216v6
                                         Exhibit B

                         Form of Custodial Account Letter Agreement

__________________  , 200_

To:

            As "Seller" under the Seller's  Purchase,  Warranties  and Servicing  Agreement,
dated  as of July 1,  2005  (the  "Agreement"),  we  hereby  authorize  and  request  you to establish an account,  as a Custodial Account pursuant to Section 4.04 of the Agreement,  to be  designated  as "Wachovia  Mortgage  Corporation,  in trust for the  Purchaser,  owner of various  whole loan series - principal and  interest".  All deposits in the account shall be subject to withdrawal  therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                       WACHOVIA MORTGAGE CORPORATION,
                                       as SELLER

                                        By:

                                        Name:

                                        Title:

The  undersigned,  as "Depository,"  hereby  certifies that the above described  account has been  established  under  Account  Number  ______________,  at the office of the  depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                        __________________________________

                                        By:

                                        Name:

                                        Title:

                                            C-1

63209.000014 CHARLOTTE 139216v6
                                         Exhibit C

                          Form of Escrow Account Letter Agreement

_____________________, 200_

To:

            As "Seller" under the Seller's  Purchase,  Warranties  and Servicing  Agreement,
dated  as of July 1,  2005  (the  "Agreement"),  we  hereby  authorize  and  request  you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement,  to be designated as "Wachovia Mortgage Corporation,  in trust for the Purchaser,  owner of various whole loan series,  and various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the Seller.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                       WACHOVIA MORTGAGE CORPORATION,
                                       as SELLER

                                       By:

                                       Name:

                                       Title:

The  undersigned,  as "Depository,"  hereby  certifies that the above described  account has been  established  under  Account  Number  ______________,  at the office of the  depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                       By:

                                       Name:

                                       Title:

                                            D-2

63209.000014 CHARLOTTE 139216v6
                                         Exhibit D

                  Form of Assignment, Assumption and Recognition Agreement

            This  Assignment,   Assumption  and  Recognition   Agreement  (this  "Assignment
Agreement"),  dated as of _________,  among EMC Mortgage Corporation, a Delaware corporation
(the  "Assignor"),  ______________________,  a ________  corporation (the  "Assignee"),  and
Wachovia Mortgage Corporation, a North Carolina corporation (the "Seller"):

            For good and valuable  consideration the receipt and sufficiency of which hereby are  acknowledged,  and of the premises and mutual covenants herein  contained,  the parties hereto hereby agree as follows:

            1.    The Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of Assignor,  as  Purchaser,  in, to and under (a) those  certain mortgage  loans  listed on Exhibit A attached  hereto (the  "Mortgage  Loans");  and (b) the
Seller's Purchase,  Warranties and Servicing Agreement dated as of July 1, 2005, but only to the  extent  of the  Mortgage  Loans  (the  "Purchase  Agreement").  For  purposes  of  this
Assignment  Agreement,  the term "Purchase  Agreement"  includes any separate Assignment and
Conveyance  pursuant to which Seller and Assignor  effectuated  the purchase and sale of any
Mortgage Loan following the execution and delivery of the Purchase Agreement.

            The  Assignor  specifically  reserves  and  does  not  assign  to  the  Assignee hereunder any and all right,  title and interest in, to and under any all obligations of the
Assignor with respect to any mortgage loans subject to the Purchase  Agreement which are not the  Mortgage  Loans set forth on Exhibit A attached  hereto and are not the subject of this
Assignment Agreement.

            2.    Each of the Seller and the Assignor  represent and warrant to the Assignee that (a) the copy of the Purchase  Agreement,  attached hereto as Exhibit B, provided to the
Assignee, is a true, complete and accurate copy of the Purchase Agreement,  (b) the Purchase
Agreement  is in full force and effect as of the date  hereof,  (c) the  provisions  thereof have not been  waived,  amended  or  modified  in any  respect,  nor  have  any  notices  of termination been given thereunder,  (d) the Purchase Agreement contains all of the terms and conditions  governing the sale of the Mortgage  Loans by Seller to Assignor and the purchase of the Mortgage Loans by Assignor from Seller; provided,  however, that the date of purchase and sale and the  amount of  payment  for the  Mortgage  Loans may be set out in a  Purchase
Price and Terms Letter, as defined in the Purchase Agreement,  and (e) Seller sold, conveyed and transferred each Mortgage Loan to Assignor pursuant to the Purchase Agreement.

            3.    The Assignor  warrants and represents to, and covenants with, the Assignee and the Seller that:

            (a)   As of the date hereof,  the Assignor is not in default  under the Purchase
Agreement;

            (b)   The  Assignor  is the  lawful  owner of the  Mortgage  Loans with the full right  to  transfer  the  Mortgage  Loans  and  any  and all of its  interests,  rights  and obligations  under the  Purchase  Agreement,  free from any and all claims and  encumbrances arising out of the Assignor's  ownership  thereof,  and the Mortgage  Loans,  as well as the
Purchase Agreement,  upon the transfer thereof to the Assignee as contemplated herein, shall be free  and  clear  of all  such  liens,  claims  and  encumbrances  or any  lien  claim or encumbrance  arising out of the  ownership of the  Mortgage  Loans by any person at any time after Assignor first acquired any Mortgage Loan from the Seller;

            (c)   The  Assignor has not  received  notice of, and has no  knowledge  of, any offsets,  counterclaims  or other  defenses  available  to the  Seller  with  respect to the
Purchase Agreement or the Mortgage Loans;

            (d)   The  Assignor has not waived or agreed to any waiver  under,  or agreed to any amendment or other  modification  of, the Purchase  Agreement or the Mortgage Loans. The
Assignor  has no  knowledge  of,  and has not  received  notice  of,  any  waivers  under or amendments or other  modifications  of, or  assignments  of rights or  obligations  under or defaults under, the Purchase Agreement, or the Mortgage Loans;

            (e)   The Assignor is a  corporation  duly  organized,  validly  existing and in good  standing  under  the  laws  of the  jurisdiction  of its  incorporation,  and  has all requisite corporate power and authority to sell, transfer and assign the Mortgage Loans;

            (f)   The Assignor has full  corporate  power and authority to execute,  deliver and perform under this Assignment  Agreement,  and to consummate the  transactions set forth herein.  The consummation of the transactions  contemplated by this Assignment  Agreement is in the ordinary  course of the Assignor's  business and will not conflict with, or result in a breach  of,  any of the terms,  conditions  or  provisions  of the  Assignor's  charter or by-laws,  or any legal  restriction,  or any material  agreement or  instrument to which the
Assignor  is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment  or decree to which the  Assignor  or its  property  is subject.  The  execution,  delivery  and  performance  by the  Assignor  of this  Assignment
Agreement,  and the consummation by it of the transactions  contemplated  hereby,  have been duly  authorized  by all  necessary  corporate  action  of  the  Assignor.  This  Assignment
Agreement  has been duly executed and  delivered by the Assignor and  constitutes  the valid and  legally  binding  obligation  of the  Assignor  enforceable  against  the  Assignor  in accordance  with its  respective  terms except as  enforceability  thereof may be limited by bankruptcy,  insolvency,  or  reorganization  or other  similar laws now or  hereinafter  in effect  relating  to  creditor's  rights  generally  and by  general  principles  of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

            (g)   No material consent,  approval, order or authorization of, or declaration, filing or registration  with, any governmental  entity is required to be obtained or made by the Assignor in connection  with the  execution,  delivery or performance by the Assignor of this  Assignment  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby; and

            (h)   The Assignor has paid the  purchase  price for the Mortgage  Loans and has satisfied  any  conditions  to  closing  required  of it under  the  terms  of the  Purchase
Agreement.

            4.    The Assignee  warrants and represents to, and covenants with, the Assignor and the Seller that:

            (a)   The Assignee is a  corporation  duly  organized,  validly  existing and in good  standing  under  the  laws  of the  jurisdiction  of its  incorporation,  and  has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

            (b)   The Assignee has full  corporate  power and authority to execute,  deliver and perform under this Assignment  Agreement,  and to consummate the  transactions set forth herein.  The consummation of the transactions  contemplated by this Assignment  Agreement is in the ordinary  course of the Assignee's  business and will not conflict with, or result in a breach  of,  any of the terms,  conditions  or  provisions  of the  Assignee's  charter or by-laws,  or any legal  restriction,  or any material  agreement or  instrument to which the
Assignee  is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment  or decree to which the  Assignee  or its  property  is subject.  The  execution,  delivery  and  performance  by the  Assignee  of this  Assignment
Agreement,  and the consummation by it of the transactions  contemplated  hereby,  have been duly  authorized  by all  necessary  corporate  action  of  the  Assignee.  This  Assignment
Agreement  has been duly executed and  delivered by the Assignee and  constitutes  the valid and  legally  binding  obligation  of the  Assignee  enforceable  against  the  Assignee  in accordance  with its  respective  terms except as  enforceability  thereof may be limited by bankruptcy,  insolvency,  or  reorganization  or other  similar laws now or  hereinafter  in effect  relating  to  creditor's  rights  generally  and by  general  principles  of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

            (c)   No material consent,  approval, order or authorization of, or declaration, filing or registration  with, any governmental  entity is required to be obtained or made by the Assignee in connection  with the  execution,  delivery or performance by the Assignee of this  Assignment  Agreement,  or the  consummation  by it of the  transactions  contemplated hereby; and

            (d)   The  Assignee  agrees  to be bound,  as  Purchaser,  by all of the  terms, covenants and  conditions of the Purchase  Agreement  and the Mortgage  Loans,  and from and after the date hereof,  the  Assignee  assumes for the benefit of each of the Seller and the
Assignor all of the  Assignor's  obligations  as Purchaser  thereunder,  with respect to the
Mortgage Loans.

            5.    The Seller  warrants and represents  to, and covenants  with, the Assignor and the Assignee that:

            (a)   The Seller is not a natural  person or a general  partnership  and is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

            (b)   The Seller has full power and  authority  to execute,  deliver and perform under this Assignment  Agreement,  and to consummate the transactions set forth herein.  The consummation  of the  transactions  contemplated  by  this  Assignment  Agreement  is in the ordinary  course of the Seller's  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of the Seller's  charter or by-laws,  or any legal  restriction,  or any material  agreement or  instrument  to which the Seller is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which the Seller or its  property is subject.  The  execution, delivery and performance by the Seller of this Assignment  Agreement,  and the  consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all necessary corporate  action of the  Seller.  This  Assignment  Agreement  has been duly  executed  and delivered by the Seller and  constitutes  the valid and legally  binding  obligation  of the
Seller  enforceable  against the Seller in accordance  with its  respective  terms except as enforceability thereof may be limited by bankruptcy,  insolvency, or reorganization or other similar laws now or hereinafter  in effect  relating to creditors'  rights  generally and by general principles of equity,  regardless of whether such  enforceability is considered in a proceeding in equity or in law;

            (d)   No material consent,  approval, order or authorization of, or declaration, filing or registration  with, any governmental  entity is required to be obtained or made by the Seller in connection  with the execution,  delivery or performance by the Seller of this
Assignment Agreement, or the consummation by it of the transactions contemplated hereby;

            (e)   As of the date  hereof,  the Seller is not in default  under the  Purchase
Agreement; and

            (f)   No  event  has  occurred  or  has  failed  to  occur,  during  the  period commencing  on date on which  Assignor  acquired the  Mortgage  Loans and ending on the date hereof, inclusive,  which would make the representations and warranties set forth in Section
3.01 of the Purchase Agreement untrue if such  representations and warranties were made with respect to the Mortgage Loans effective as of the date hereof.

            6.    From and after the date hereof,  the Seller shall  recognize  the Assignee as the owner of the Mortgage  Loans,  and shall look solely to the Assignee for  performance from and after the date hereof of the  Assignor's  obligations  with respect to the Mortgage
Loans.

            7.    Notice Addresses.

            (a)   The  Assignee's  address for  purposes  of all notices and  correspondence related to the Mortgage Loans and this Assignment Agreement is:

            ________________
            ________________
            ________________
            Attention: ________________

            (b)   The  Assignor's  address for purposes  for all notices and  correspondence related to the Mortgage Loans and this Assignment Agreement is:

            [_____________________________]
            [_____________________________]
            [_____________________________]
            [_____________________________]
            Attention: _______________
      (c)   The Seller's address for purposes of all notices and  correspondence  related to the Mortgage Loans and this Assignment Agreement is:

            Wachovia Mortgage Corporation
            1100 Corporate Center Drive
            Raleigh, North Carolina 27607
            Attention: Tom Fowler

            8.    This  Assignment  Agreement  shall be  construed  in  accordance  with the substantive  laws of the State of New York (without  regard to conflict of laws  principles)
and the  obligations,  rights and remedies of the parties  hereunder  shall be determined in accordance with such laws, except to the extent preempted by federal law.

            9.    This  Assignment  Agreement  shall inure to the benefit of the  successors and assigns of the parties  hereto.  Any entity into which the Seller,  the  Assignor or the
Assignee  may be merged or  consolidated  shall,  without  the  requirement  for any further writing, be deemed the Seller, the Assignor or the Assignee, respectively, hereunder.

            10.   No term or  provision  of  this  Assignment  Agreement  may be  waived  or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            11.   This  Assignment  Agreement  shall survive the  conveyance of the Mortgage
Loans and the assignment of the Purchase Agreement by the Assignor.

            12.   Notwithstanding  the  assignment  of the Purchase  Agreement by either the
Assignor or Assignee,  this Assignment  Agreement shall not be deemed assigned by the Seller or the Assignor unless assigned by separate written instrument.

            13.   For  the  purpose  for  facilitating  the  execution  of  this  Assignment
Agreement as herein  provided  and for other  purposes,  this  Assignment  Agreement  may be executed  simultaneously in any number of counterparts,  each of which counterparts shall be deemed to be an original,  and such  counterparts  shall  constitute and be one and the same instrument.

                               [signatures on following page]

            IN WITNESS  WHEREOF,  the parties  have caused this  Assignment  Agreement to be executed by their duly authorized officers as of the date first above written.

                                          EMC Mortgage Corporation
                                          Assignor

                                          By:
                                          Name:
                                          Title:

                                          [                             ]
                                          Assignee

                                          By:
                                          Name:
                                          Title:

                                          Wachovia Mortgage Corporation
                                          Seller

                                          By:
                                          Name:
                                          Title:

                                            E-2

63209.000014 CHARLOTTE 139216v6
                                         Exhibit E

                             Form of Assignment and Conveyance

On this ____ day of  ________,  200_,  Wachovia  Mortgage  Corporation  ("Wachovia")  as the
Seller under that certain Seller's Purchase,  Warranties and Servicing  Agreement,  dated as of July 1,  2005 (the  "Agreement"),  by and between  Wachovia and EMC Mortgage  Corporation
(the "Purchaser") does hereby sell,  transfer,  assign, set over and convey to the Purchaser under the  Agreement,  without  recourse,  but  subject to the terms of the  Agreement,  all rights,  title and interest of Wachovia  (excluding the right to service the Mortgage Loans)
in and to the  Mortgage  Loans  listed on the  Mortgage  Loan  Schedule  attached  hereto as
Exhibit A, together  with the Mortgage  Files and all rights and  obligations  arising under the documents contained therein.

Pursuant to Section 2.07 of the  Agreement,  Wachovia has  delivered  to the  Purchaser  the documents  for each  Mortgage  Loan to be  purchased as set forth  therein.  The contents of each  Servicing  File  required to be retained  by  Wachovia to service the  Mortgage  Loans pursuant to the  Agreement  and thus not delivered to the Purchaser are and shall be held in trust by  Wachovia,  for the  benefit  of the  Purchaser  as the owner  thereof.  Wachovia's possession  of any portion of the  Servicing  File is at the will of the  Purchaser  for the sole  purpose of  facilitating  servicing  of the  related  Mortgage  Loan  pursuant  to the
Agreement,  and such retention and  possession by Wachovia shall be in a custodial  capacity only. The ownership of each Mortgage Note,  Mortgage,  and the contents of the Mortgage File and  Servicing  File is  vested  in the  Purchaser  and the  ownership  of all  records  and documents  with  respect to the  related  Mortgage  Loan  prepared by or which come into the possession  of Wachovia  shall  immediately  vest in the Purchaser and shall be retained and maintained,  in trust,  by Wachovia at the will of the Purchaser in such custodial  capacity only.

              [Remainder of page intentionally blank - signature page follows]

Capitalized  terms used herein and not  otherwise  defined shall have the meanings set forth in the Agreement.
                                          WACHOVIA MORTGAGE CORPORATION

                                          By:

                                          Name:

                                          Title:

                                          Page 53
::ODMA\PCDOCS\DOCSNY1\1191584\1
                                         Exhibit F

                        Request for Release of Documents and Receipt

RE:   Mortgage Loan #___________________________________
BORROWER:   __________________________________________________
PROPERTY:   __________________________________________________

Pursuant to a Seller's  Purchase,  Warranties  and  Servicing  Agreement  (the  "Agreement")
between the Seller and the Purchaser,  the undersigned hereby certifies that he or she is an officer of the Seller  requesting  release of the documents for the reason  specified below.
The undersigned further certifies that:

(Check one of the items below)

_____       On _________________,  the above captioned mortgage loan was paid in full or the Seller has been  notified  that payment in full has been or will be escrowed.  The Seller hereby  certifies  that all amounts with  respect to this loan which are  required  under the  Agreement have been or will be deposited in the Custodial Account as required.
_____       The above captioned loan is being repurchased  pursuant to the terms of the  Agreement.  The Seller hereby  certifies that the repurchase price has been credited to the Custodial  Account as required  under the Agreement.
_____       The above  captioned  loan is being  placed in  foreclosure  and the original  documents  are  required to proceed  with the  foreclosure action.  The Seller  hereby  certifies  that the  documents  will be returned to the Purchaser in the event of reinstatement.
_____       Other (explain)
            _______________________________________________________
            _______________________________________________________

All capitalized  terms used herein and not defined shall have the meanings  assigned to them in the Agreement.

Based on this  certification  and the  indemnities  provided  for in the  Agreement,  please release to the Seller all original  mortgage  documents in your possession  relating to this loan.

Dated:_________________ ......By:________________________________
                        ......            Signature
                        ......      ___________________________________
                        ......      Title
Send documents to:      _____________________________________________
                  _____________________________________________
                  _____________________________________________

Acknowledgment:

Purchaser hereby  acknowledges that all original documents  previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________  ......By:________________________________
                        ......            Signature
                        ......Title:____________________________

                                         EXHIBIT G
                           RECONSTITUTED MORTGAGE LOAN REPORTING

------------------------------------------------------------
     IP1270 FIELD NAME               DESCRIPTION
------------------------------------------------------------
MACCTNO                    Investor Loan Number
------------------------------------------------------------
MSRVACCT                   Servicer Loan Number
------------------------------------------------------------
MSERVID                    blank
------------------------------------------------------------
MCUTOFF                    Cutoff Date
------------------------------------------------------------
MINVSTR                    Investor Number
------------------------------------------------------------
MCATNUM                    Category Number
------------------------------------------------------------
MNOTRAT                    Note Rate
------------------------------------------------------------
MSRVFEE                    Service Fee Rate
------------------------------------------------------------
MPTRAT                     Pass Thru Rate
------------------------------------------------------------
MBSCHBAL                   Beginning Scheduled Principal
                           Balance
------------------------------------------------------------
MPICONST                   P&I Constant
------------------------------------------------------------
MSCHINT                    Scheduled Gross Interest
------------------------------------------------------------
MPTINT                     Scheduled Net Interest
------------------------------------------------------------
MSCHPRN                    Scheduled Principal
------------------------------------------------------------
MLIQPRN                    PIF Principal
------------------------------------------------------------
MLIQINT                    PIF Interest
------------------------------------------------------------
MADDPRN                    Curtailment
------------------------------------------------------------
MADDTRN                    Cutoff Date Curtailment
                           Collected
------------------------------------------------------------
MPRNADJ                    Adjustment
------------------------------------------------------------
MSCHPYMT                   Total Scheduled Payment
------------------------------------------------------------
MTOTREMIT                  Total Remittance Due
------------------------------------------------------------
MESCHBAL                   Ending Scheduled Principal
                           Balance
------------------------------------------------------------
MBPRIBAL                   Beginning Actual Principal
                           Balance
------------------------------------------------------------
MEPRIBAL                   Ending Actual Principal Balance
------------------------------------------------------------
MDUEDATE                   Due Date
------------------------------------------------------------
MPRNCOLL                   Principal Collected
------------------------------------------------------------
MSRFCOLL                   Interest Collected
------------------------------------------------------------
MLIQCDE                    Liquidation Code
------------------------------------------------------------
MLIQDTE                    Liquidation Date
------------------------------------------------------------
MARMNOT                    ARM Note Rate
------------------------------------------------------------

                                          EXHIBIT H

                             SELLER'S OBLIGATIONS IN CONNECTION
                                   WITH A RECONSTITUTION

o     The Seller shall:  (i) possess the ability to service under  customary  securitization documents; (ii) service on a "Scheduled/Scheduled"  reporting basis (advancing through the  liquidation of an REO Property);  (iii) make  compensating  interest  payments on payoffs  and  curtailments;  and (iv) remit and report to a master  servicer in format reasonably  acceptable to such master servicer and the Seller by the 10th calendar day of each month.

o     The Seller shall provide an acceptable annual  certification  (officer's  certificate)
      to the master servicer (as required by the  Sarbanes-Oxley  Act of 2002) to the extent a Form 10-K or other required  filing is made with respect to the  securitization,  as well as any other annual  certifications  required under the securitization  documents
      (i.e.,  the annual  statement as to  compliance/annual  independent  certified  public accountants' servicing report due by March 15 of each year).

o     The Seller shall allow for the  Purchaser,  the master  servicer or their  designee to perform a review of audited financials and net worth of the Company.

o     The Seller shall provide a customary Uniform Single  Attestation  Program  certificate and Management Assertion as requested by the master servicer or the Purchaser.

o     The  Seller  shall  provide  information  on  each  Custodial  Account  as  reasonably requested by the master  servicer or the Purchaser,  and each Custodial  Account shall comply  with  the  reasonable  requirements  for  such  accounts  as set  forth in the securitization documents.

                                                                                 EXHIBIT H-9

            AMENDED AND RESTATED FORWARD COMMITMENT FLOW MORTGAGE LOAN PURCHASE
                                     AND
                              SERVICING AGREEMENT

                           EMC MORTGAGE CORPORATION
                                   Purchaser

                                      and

                      UNION FEDERAL BANK OF INDIANAPOLIS
                                    Company

                           Dated as of March 4, 2003

                   Adjustable and Fixed Rate Mortgage Loans

            AMENDED AND RESTATED FORWARD COMMITMENT FLOW MORTGAGE LOAN PURCHASE
                                  AND SERVICING AGREEMENT

      This is an AMENDED AND RESTATED  FORWARD  COMMITMENT  FLOW  MORTGAGE LOAN PURCHASE AND
SERVICING  AGREEMENT  (the  "Agreement"),  dated as of March 4,  2003,  by and  between  EMC
Mortgage  Corporation (the  "Purchaser")  and Union Federal Bank of Indianapolis,  having an office at 7500 West Jefferson Boulevard, Fort Wayne, Indiana 46804 (the "Company").

                             W I T N E S S E T H :

            WHEREAS,  the Company and the Purchaser  entered into a Forward  Commitment Flow
Mortgage Loan Purchase and Servicing  Agreement,  dated as of December 27, 2001,and  amended as of January 16,  2003,  and now desire to amend and restate  that  agreement as herein set forth;

            WHEREAS,  the  Company  desires  to sell  to the  Purchaser,  and the  Purchaser desires to  purchase  from the  Company,  from time to time,  certain  residential  first or second lien  mortgage  loans as  described  herein,  (the  "Mortgage  Loans") on a Servicing
Released (as defined  below) or Servicing  Retained (as defined  below) basis,  as set forth in the related Bill of Sale; (as defined below);

   WHEREAS, Purchaser and Company have entered into a Master Commitment (as defined below);

            WHEREAS,  pursuant to the Master  Commitment,  Purchaser  will from time to time issue to Company Mandatory Trade Term Sheets to purchase Mortgage Loans;

            WHEREAS,  Company will be obligated to sell all  Mortgage  Loans  originated  in accordance  with the  underwriting  guidelines  attached as Exhibit 9 it makes to  Purchaser during the term of the Master Commitment in accordance with its terms;

            WHEREAS, in connection with the Company's  origination of such Mortgage Loans in compliance with the terms of the Master  Commitment,  the Related Mandatory Trade Term Sheet
and this Agreement,  Purchaser will purchase such Mortgage Loans within two business days of
Seller  making (or  funding in the case of loans  subject to  rescission  under the  Federal
Truth in Lending Act) such loans;

   WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating either a first or second lien (as noted on the Mortgage Loan
   Schedule) on a residential dwelling located in the jurisdiction indicated on the related
   Mortgage Loan Schedule, which is annexed to the related Bill of Sale; and

            WHEREAS,  the  Purchaser  and the Company  wish to  prescribe  the manner of the conveyance, servicing and control of the Mortgage Loans.

            NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements  set forth herein, and for other good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

            SECTION 1.  Definitions:      For  purposes  of  this  Agreement  the  following
capitalized terms shall have the respective meanings set forth below.

            Accepted  Servicing  Practices:   With  respect  to  any  Mortgage  Loan,  those
mortgage servicing practices (including  collection  procedures) of prudent mortgage banking institutions  which  service  mortgage  loans of the same type as the Mortgage  Loans in the jurisdiction  where the related Mortgaged  Property is located,  and which are in accordance with Fannie Mae servicing  practices and  procedures for MBS pool  mortgages,  as defined in the Fannie Mae Guides including future updates.

            Adjustment  Date:  With respect to each  adjustable rate Mortgage Loan, the date set forth in the related  Mortgage Note on which the Mortgage  Interest Rate on the Mortgage
Loan is adjusted in accordance with the terms of the Mortgage Note.

            Agreement:  This Amended and Restated  Forward  Commitment  Flow  Mortgage  Loan
Purchase  and  Servicing  Agreement  including  all  exhibits,  schedules,   amendments  and
supplements hereto.

            Appraised  Value:  With respect to any  Mortgaged  Property the value thereof as determined  by an appraisal  made for the  originator  of the  Mortgage  Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser.

            Assignment of Mortgage: An  individual   assignment   of  Mortgage,   notice  of
transfer or  equivalent  instrument  in recordable  form,  sufficient  under the laws of the jurisdiction  wherein the related Mortgaged Property is located to give record notice of the sale  of the  Mortgage  to the  Purchaser.  None  of the  assignments  of  Mortgage  will be
"blanket" assignments of Mortgage.

            Bill of Sale: A  supplemental  agreement in the form attached  hereto as Exhibit
1 which shall be executed  and  delivered  by the Company and the  Purchaser on each Closing
Date to provide for the sale of Mortgage Loans (and Servicing Rights if Servicing  Released)
on the related Closing Date pursuant to the terms of this Agreement,  the Master Commitment, the related Mandatory Trade Term Sheet, which  supplemental  agreement shall contain certain specific  information  relating  to such  sale  of  such  Mortgage  Loans  and  may  contain additional covenants relating to such sale of such Mortgage Loans.

            Business Day:       Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or in the  State of
Indiana are authorized or obligated by law or executive order to be closed.

            Cash-Out  Refinance:   As  defined  in  the  "Cash-Out  Refinance   transaction"
definition in the Fannie Mae Guide.

            Closing Date:      With  respect to any  Mortgage  Loan,  the date stated on the related  Bill of  Sale,  which  shall  be the date on which  Purchaser  wire  transfers  the
Purchase Price set forth on the related Bill of Sale.

            Closing Documents:      The documents required pursuant to Section 9.

            Combined  Loan-to-Value  Ratio or CLTV: With respect to any second lien Mortgage
Loan, the sum of the original  principal  balance of such Mortgage Loan and the  outstanding principal  balance of any related first lien as of the date of  origination  of the Mortgage
Loan,  divided by the lesser of the  Appraised  Value of the  Mortgaged  Property  as of the
Origination Date or the Purchase Price of the Mortgage Property.

            Company:  Union  Federal Bank of  Indianapolis,  its  successors in interest and assigns, as permitted by this Agreement.

            Condemnation  Proceeds:  All awards,  compensation and settlements in respect of a taking of all or part of a Mortgaged  Property by exercise of the power of condemnation or the right of eminent domain.

            Cooperative:  A corporation  that has been formed for the purpose of cooperative apartment ownership.

            Cooperative  Loan:  A Mortgage  Loan  secured  with  cooperative  shares and the related Proprietary Lease.

            Cooperative Shares:  Stock, shares or membership certificates in a Cooperative.

            Cooperative  Unit:  A specific  dwelling  unit in a  Cooperative  Building as to which exclusive occupancy rights have been granted pursuant to a Proprietary Lease.

            Current Appraised Value:      With respect to any Mortgaged Property,  the value
thereof as  determined  by an appraisal  made for the Company (by a Qualified  Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage  Insurance Policy in accordance with federal, state and local laws and regulations.

            Current LTV:      The ratio of the unpaid  principal  balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

            Custodial Account:      Each separate  account or accounts,  each of which shall
be an Eligible Account,  created and maintained  pursuant to this Agreement,  which shall be entitled  "Union  Federal  Bank of  Indianapolis,  in  trust  for the  Purchaser,  Owner  of
Mortgage Loans, P&I Account," and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Custodian:  With respect to any Mortgage  Loan, the entity stated on the related
Mandatory Trade Term Sheet and its successors and assigns, as custodian for the Purchaser.

            Distribution  Date:  The 5th  business  day of each  calendar  month as  further described in the Servicing Addendum.

            Due Date:  The day on which  the  Monthly  Payment  is due on a  Mortgage  Loan, exclusive of any days of grace which day is the first day of the month.

            Due Period: With respect to each  Distribution  Date,  the period  commencing on the second day of the month preceding the month of the  Distribution  Date and ending on the related Due Date.

            Eligible  Account:  An account  established  and  maintained:  (i)  within  FDIC insured  accounts  created,  maintained  and  monitored  by the  Company  so that all  funds deposited  therein are fully  insured,  or (ii) as a trust account with the corporate  trust department  of a depository  institution  or trust company  organized  under the laws of the
United States of America or any one of the states  thereof or the District of Columbia which is not affiliated  with the Company (or any  sub-servicer)  or (iii) with an entity which is an institution  whose  deposits are insured by the FDIC, the unsecured and  uncollateralized long-term  debt  obligations of which shall be rated "A2" or higher by Standard & Poor's and
"A" or higher by Fitch, Inc. or one of the two highest  short-term ratings by any applicable
Rating  Agency,  and  which is either  (a) a federal  savings  association  duly  organized, validly  existing and in good standing  under the federal  banking laws,  (b) an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state,  (c) a national  banking  association  under the federal  banking  laws, or (d) a principal  subsidiary of a bank holding company,  or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed  securities, the equivalent required ratings of each Rating
Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against  the  claims  of any  creditors  of the  Company  (or any sub-servicer)  and of any creditors or depositors of the  institution  in which such account is  maintained.  In the event that a  Custodial  Account is  established  pursuant to clause
(iii) or (iv) of the  preceding  sentence,  the Company  shall  provide the  Purchaser  with written  notice on the Business Day following the date on which the  applicable  institution fails to meet the applicable ratings requirements.

            Escrow Account:  Each separate trust account or accounts  created and maintained pursuant to this Agreement which shall be entitled "Union Federal Bank of  Indianapolis,  in trust for the Purchaser,  Owner of Mortgage Loans, and various Mortgagors, T&I Account," and shall  be  established  in an  Eligible  Account,  in the  name  of the  Person  that is the
"Purchaser" with respect to the related Mortgage Loans.

            Escrow Payments:  The amounts  constituting  ground rents,  taxes,  assessments, water charges, sewer rents, mortgage insurance premiums,  fire and hazard insurance premiums and other  payments as may be required to be escrowed by the  Mortgagor  with the  Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: Any one of the events enumerated in Subsection 13.01.

            Fannie Mae: The Federal National Mortgage Association or any successor thereto.

            Fannie Mae  Guide(s):  The Fannie Mae Selling Guide and the Fannie Mae Servicing
Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Freddie  Mac:  The  Federal  Home Loan  Mortgage  Corporation  or any  successor thereto.

            Freddie Mac Guide: The Freddie Mac Single Family  Seller/Servicer  Guide and all
amendments or additions thereto.

            FIRREA:  The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of
1989, as amended and in effect from time to time.

            GAAP:  Generally accepted accounting principles, consistently applied.

            Gross Margin:       With respect to each  adjustable  rate  Mortgage  Loan,  the fixed  percentage  amount set forth in the related  Mortgage  Note and the related  Mortgage
Loan Schedule  that is added to the Index on each  Adjustment  Date in  accordance  with the terms of the related  Mortgage  Note to determine  the new Mortgage  Interest  Rate for such
Mortgage Loan.

            HMDA: The Home Mortgage  Disclosure Act, as amended,  including any implementing regulations applicable to Company, as amended.

            Index:      With  respect  to each  adjustable  rate  Mortgage  Loan,  the index identified on the related  Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

            Initial Rate Cap: With respect to each  adjustable  rate  Mortgage  Loan and the first  Adjustment Date after the Origination  Date, a number of percentage  points per annum that is set forth in the related  Mortgage Loan Schedule and in the related  Mortgage  Note, which is the maximum  amount by which the Mortgage  Interest Rate for such Mortgage Loan may increase  (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum  Mortgage  Interest Rate) on such Adjustment Date from the Mortgage  Interest
Rate in effect immediately prior to such Adjustment Date.

            Insurance  Proceeds:  With  respect  to  each  Mortgage  Loan,  proceeds  of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

            Lifetime  Rate Cap:  As to each  adjustable  rate  Mortgage  Loan,  the  maximum
Mortgage Interest Rate over the term of such Mortgage Loan.

            Limited  Cash-Out  Refinance:  As  defined  in the  Fannie  Mae Guide  under the heading "Limited Cash-Out Refinance".

            Liquidation  Proceeds:  Amounts,  other than Insurance Proceeds and Condemnation
Proceeds,  received in connection with the liquidation of a defaulted  Mortgage Loan through trustee's sale,  foreclosure sale or otherwise,  other than amounts  received  following the acquisition of REO Property.

            Loan-to-Value   Ratio  or  LTV:   With  respect  to  any  Mortgage  Loan  as  of
origination,  the ratio on such date of the  outstanding  principal  amount of the  Mortgage
Loan to the lesser of the Appraised  Value of the Mortgaged  Property as of the  Origination
Date or the purchase price of the Mortgaged Property.

            Mandatory Trade Term Sheet:  As defined in the Master Commitment.

            Master  Commitment:   The  Master  Commitment  between  the  Purchaser  and  the
Company, amended on January 16, 2003.

            Maximum  Mortgage  Interest Rate:  With respect to each adjustable rate Mortgage
Loan,  a rate that is set forth on the related  Mortgage  Loan  Schedule  and in the related
Mortgage Note and is the maximum  interest rate to which the Mortgage  Interest Rate on such
Mortgage Loan may be increased on any Adjustment Date.

            Minimum  Mortgage  Interest Rate:  With respect to each adjustable rate Mortgage
Loan,  a rate that is set forth on the related  Mortgage  Loan  Schedule  and in the related
Mortgage Note and is the minimum  interest rate to which the Mortgage  Interest Rate on such
Mortgage Loan may be decreased on any Adjustment Date.

            Monthly  Payment:  With respect to any Mortgage  Loan,  the  scheduled  combined payment of principal and interest  payable by a Mortgagor under the related Mortgage Note on each Due Date.

            Mortgage:  The mortgage,  deed of trust or other instrument  securing a Mortgage
Note which  creates a first or second lien (as noted on the  Mortgage  Loan  Schedule) on an unsubordinated  estate in fee  simple in real  property  securing  the  Mortgage  Note.  For purposes  of a  "Cooperative  Loan",  references  to  "Mortgage"  shall  include a  security agreement, as defined below.

            Mortgagee:  The  mortgagee  or  beneficiary   named  in  the  Mortgage  and  the
successors and assigns of such mortgagee or beneficiary.

            Mortgage File:  With respect to each Mortgage  Loan, the file  consisting of the
Mortgage Loan Documents and originals  (except as may be provided  otherwise  herein) of all other  documents  referred  to in  Exhibit 2 annexed  hereto  and any  additional  documents related to the origination of a particular Mortgage Loan and all documents,  files and other information necessary to service the Mortgage Loans.

            Mortgage Interest Rate: With respect to each Mortgage  Loan,  the annual rate at which  interest  accrues on such  Mortgage  Loan in  accordance  with the  provisions of the related Mortgage Note.

            Mortgage Loan:    Each  mortgage  loan  (including  a  Cooperative  Loan)  sold, assigned and  transferred to the Purchaser  pursuant to this Agreement and identified on the related  Mortgage Loan Schedule  attached to the related Bill of Sale,  which  Mortgage Loan includes  without  limitation,  the  Servicing  Rights if Servicing  Released,  the Mortgage
File,  the Monthly  Payments,  Principal  Prepayments,  Liquidation  Proceeds,  Condemnation
Proceeds,  Insurance Proceeds,  REO Disposition  proceeds,  and all other rights,  benefits, proceeds and obligations  arising from or in connection with such mortgage loan,  including, without limitation, prepayment fees.

            Mortgage Loan Documents:      The   documents    listed   in   Subsection   6.03
pertaining to any Mortgage Loan or Cooperative Loan.

            Mortgage Loan Schedule: The  schedule of Mortgage  Loans  annexed to the related
Bill  of  Sale  (which  shall  also  be  provided  in an  electronic  format  acceptable  to
Purchaser),  such  schedule  setting forth the  following  information  with respect to each
Mortgage Loan:  (1) the Company's  Mortgage Loan  identifying  number;  (2) the  Mortgagor's first and last name;  (3) the street address of the Mortgaged  Property  including the city, state and zip code; (4) a code indicating  whether the Mortgaged Property is owner-occupied, a second home or investor property;  (5) the type of Residential  Dwelling  constituting the
Mortgaged  Property and the number of units;  (6) a code  indicating the purpose of the loan
(i.e.,  purchase  financing,  Limited  Cash-Out  Refinance,  Cash-Out  Refinance);  (7)  the
original  principal  amount  of the  Mortgage  Loan;  (8)  the  Mortgage  Interest  Rate  at
origination;  (9) the date on which the first Monthly  Payment is due on the Mortgage  Loan;
(10) the stated maturity date;  (11) the amount of the Monthly Payment at origination;  (12)
the original  months to maturity;  (13) the  Origination  Date of the  Mortgage  Loan;  (14)
Intentionally  Omitted;  (15) the Mortgage Interest Rate in effect immediately following the related  Closing  Date;  (16) the Stated  Principal  Balance of the Mortgage  Loan as of the
related  Closing  Date;  (17) the amount of the Monthly  Payment as of the  related  Closing
Date; (18) the sales price of the Mortgaged  Property,  if applicable,  the Appraised Value, the  Loan-to-Value  Ratio and the  Combined  Loan-to-Value  Ratio at  origination;  (19) the
Current  Appraised  Value  and  Current  LTV,  if  applicable;  (20) a code  indicating  the documentation  style;  (21) credit score and/or mortgage score,  each if  applicable;(22)  a code  indicating  whether  or not the  Mortgage  Loan is the  subject  of  Primary  Mortgage
Insurance  Policy  and the  name  of the  related  insurer;  (23)  loan  type  (i.e.  fixed, adjustable,  3/1 ARM,  etc.);  (24)  Intentionally  Omitted;  (25) for any  adjustable  rate
Mortgage Loan, the first  Adjustment  Date after the  Origination  Date, the Adjustment Date next following the related Closing Date, the Index, the Gross Margin,  the Initial Rate Cap,
if any, the Periodic Rate Cap, if any, the Lifetime  Rate Cap, if any, the Minimum  Mortgage
Interest Rate and the Maximum Mortgage Interest Rate; (26) a code indicating  whether or not each  Mortgage  Loan has a  prepayment  fee,  the  amount of such fee,  and the term of such
Prepayment  Fee;  (27)  a  code   indicating   whether  or  not  the  Mortgage  Loan  is  an
"interest-only"  Mortgage  Loan  and if so the  corresponding  term  of the  "interest-only"
period;  (28) the debt-to-income  ratio; (29) a code indicating whether the Mortgage Loan is a buydown  loan;  and (30) a code  indicating  whether or not the Mortgage Loan has "balloon features";  (31) whether the loan is a first lien  Mortgage  Loan or a second lien  Mortgage
Loan; (32) whether the Mortgage Loan is a Cooperative  Loan; (33) whether or not the related
Mortgagor  is a foreign  national;  (34) whether or not the related  condominium  project is
"warrantable"  by Fannie  Mae;  (35)  whether or not the  requirement  for the  borrower  to maintain an escrow  account for taxes and insurance  has been waived;  (36) the total number of points  charged the  Mortgagor;  (37) the total amount of fees charged the Mortgagor (38)
the total monthly income of the Mortgagor and  co-Mortgagor(s);  (39) with respect to second lien Mortgage Loans, the unpaid principal  balance of the related senior lien at the time of origination  of the second lien  Mortgage  Loan.  With respect to the Mortgage  Loans in the aggregate,  the related  Mortgage Loan  Schedule  attached to the related Bill of Sale shall set forth the  following  information,  as of the related  Closing  Date:  (1) the number of
Mortgage Loans;  (2) the current  principal  balance of the Mortgage Loans; (3) the weighted average Mortgage  Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans; and (40) such other information  required by the terms of the Bill of
Sale.

            Mortgage Note: The note or other evidence of the Mortgage Loan  indebtedness  of a Mortgagor.

            Mortgaged Property:     The  underlying  real property  securing  repayment of a
Mortgage  Note,  consisting of a single  parcel of real estate  considered to be real estate under the laws of the  state in which  such  real  property  is  located  which may  include condominium units and planned unit developments,  improved by a residential dwelling; except that with respect to real property  located in  jurisdictions  in which the use of leasehold estates for residential properties is a widely-accepted  practice, a leasehold estate of the
Mortgage,  the  term of  which is equal  to or  longer  than  the term of the  Mortgage  and otherwise meets the terms of this  Agreement.  For  Cooperative  Loans,  the term "Mortgaged
Property" shall include a "Cooperative Unit".

            Mortgagor:  The obligor on a Mortgage Note, the owner of the Mortgaged  Property and  the  grantor  or  mortgagor  named  in the  related  Mortgage  and  such  grantor's  or mortgagor's successor(s) in title to the Mortgaged Property.

            Net Escrow  Payments:  Escrow Payment  balances  remaining after advances by the
Company  for taxes  and  insurance  to the  extent  documented  under a  detailed  statement provided to the Purchaser.

            Officer's Certificate:  A  certificate  signed by the  Chairman  of the Board or the Vice  Chairman of the Board or a President or a Vice  President  and by the Treasurer or
the Secretary or one of the Assistant  Treasurers or Assistant  Secretaries of the Person on
behalf of whom such certificate is being delivered.

            Opinion of Counsel:     A  written  opinion  of  counsel,  who  may be  salaried
counsel for the Person on behalf of whom the opinion is being given,  reasonably  acceptable to each Person to whom such opinion is addressed.

            Origination Date:  The date on which a Mortgage Loan funded.

            Pass-Through  Transfer:  The  sale  of some or all of the  Mortgage  Loans  to a trust  as part of a  publicly  issued  or  privately  placed,  rated  or  unrated,  mortgage pass-through transaction.

            Periodic Rate Cap:      With respect to each  adjustable  rate Mortgage Loan and
any  Adjustment  Date  (other  than the  first  Adjustment  Date)  therefore,  a  number  of percentage  points per annum that is set forth in the related  Mortgage Loan Schedule and in the related Mortgage Note,  which is the maximum amount by which the Mortgage  Interest Rate for such Mortgage Loan may increase  (without regard to the Maximum Mortgage  Interest Rate)
or decrease  (without regard to the Minimum Mortgage  Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

            Person: An individual,  corporation,  partnership,  joint venture,  association, joint-stock  company,  limited  liability  company,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

            Primary  Mortgage  Insurance  Policy  or PMI  Policy:  Each  primary  policy  of mortgage  insurance  issued by a Qualified  Insurer and represented to be in effect pursuant to Section 7.02.

            Principal  Prepayment:  Any payment or other recovery of principal on a Mortgage
Loan, full or partial,  which is received in advance of its scheduled Due Date, which is not accompanied  by an amount of interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

            Proprietary  Lease:  The  proprietary  lease or occupancy  agreement  related to
Cooperative Shares conferring exclusive occupancy rights to a Cooperative Unit.

            Purchase  Price:  The price paid by the  Purchaser  in exchange for the Mortgage
Loans  (including  the  Servicing  Rights  thereon if Servicing  Released)  purchased on the related Closing Date, calculated as provided in Section 4.

            Purchase Price Percentage:  That certain purchase price percentage  specified in the related  Mandatory  Trade Term Sheet with respect to the Mortgage  Loans, as adjusted as provided for therein.

            Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

            Qualified  Appraiser:  An appraiser,  duly appointed by the Company,  who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation  is not  affected by the  approval or  disapproval  of the
Mortgage  Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements  of Title XI of  FIRREA  and the  regulations  promulgated  thereunder  and the requirements of Fannie Mae or Freddie Mac.

            Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the  applicable  insurance  business  and to write the  insurance provided,  approved  as an insurer by Fannie Mae or Freddie  Mac,  and whose  claims  paying ability is rated in the two highest rating  categories by each applicable Rating Agency with respect to primary  mortgage  insurance and in the two highest  rating  categories in Best's
Key Rating Guide with respect to hazard and flood insurance.

            Rating Agency:  Standard & Poor's,  Fitch, Inc., Moody's Investors,  Inc. or, in
the  event  that  some  or all of the  ownership  of the  Mortgage  Loans  is  evidenced  by mortgage-backed  securities,  the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

            Recognition  Agreement:  With  respect  to  a  Cooperative  Loan,  an  agreement between the  Cooperative  and the lender,  establishing  the rights and  obligations of both parties in the event of a default by the Mortgagor as  tenant-shareholder  under the related
Proprietary Lease, together with any modifications or amendments thereof.

            Refinanced Mortgage Loan:     A  Mortgage  Loan the  proceeds  of which were not
used to purchase the related Mortgaged Property.

            REO Disposition:  The final sale by the Company of any REO Property.

            REO Property:       A   Mortgaged   Property   acquired   as  a  result  of  the
liquidation of a Mortgage Loan.

            Repurchase Price: With  respect to any  Mortgage  Loan, a price equal to (x) the product of the greater of 100% or the Purchase  Price  Percentage  multiplied  by the unpaid principal  balance of such Mortgage Loan on the repurchase  date, plus (y) accrued  interest on such unpaid principal  balance at the Mortgage  Interest Rate from the last interest paid to date through which  interest has been paid by or on behalf of the  Mortgagor  through the date  prior  to the date of  repurchase,  less  (z)  amounts  received  in  respect  of such repurchased  Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

            Residential Dwelling:    Any  one  of  the  following:  (i)  a  detached  single
family dwelling, (ii) a two-to-four family dwelling,  (iii) a unit in a condominium project, or  (iv)  a  detached  single  family  dwelling  in a  planned  unit  development  or  (v) a
Cooperative  Unit,   otherwise  meeting  the  requirements  in  this  Agreement.   Mortgaged
Properties  that consist of the  following  property  types are not eligible for sale to the
Purchaser:  (a) log homes, (b) earthen homes, (c) underground homes, and (d) mobile homes.

            Servicing  Addendum:  The  terms and  conditions  attached  hereto as  Exhibit 5 which will govern the  servicing of the Mortgage  Loans by the Company on either a Servicing
Retained basis or a Servicing Released basis.

            Servicing  Period:  With respect to any Mortgage Loan sold  Servicing  Released, the period during which the Company shall service the Mortgage Loans in accordance  with the provisions of this Agreement,  commencing on the related Closing Date and ending on the date
Company's servicing rights are terminated pursuant to Section 14 hereof.

            Servicing  Released:  The sale by the Company of the Mortgage  Loans and related
Servicing Rights, as set forth in the Bill of Sale.

            Servicing  Retained:  The sale of the Mortgage  Loans with the Servicing  Rights retained by the Company, as set forth in the Bill of Sale.

            Servicing  Rights:  With  respect  to  each  Mortgage  Loan,  any and all of the following:  (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees,  additional  servicing  compensation  (including  without  limitation  any late  fees, assumption fees,  prepayment fees or premiums due in connection with a Principal Prepayment, other fees or similar  payments  with  respect to the  Mortgage  Loan,  and income on escrow accounts or other  receipts on or with  respect to the  Mortgage  Loan),  reimbursements  or indemnification  for servicing the Mortgage  Loan,  and any payments  received in respect of the  foregoing  and proceeds  thereof;  (c) the right to collect,  hold and disburse  Escrow
Payments or other similar  payments with respect to the Mortgage Loans,  Escrow Accounts and any amounts  actually  collected with respect thereto and to receive interest income on such amounts to the extent  permitted  by  applicable  law;  (d) all accounts and other rights to payment related to any of the property  described in this paragraph;  (e) possession and use of any and all Mortgage  Files  pertaining to the Mortgage  Loans or pertaining to the past, present or  prospective  servicing  of the  Mortgage  Loans;  (f) all  rights  and  benefits relating to the direct  solicitation of the related Mortgagors for refinance or modification of the Mortgage  Loans and  attendant  right,  title and interest in and to the list of such
Mortgagors and data relating to their respective Mortgage Loans; (g) all rights,  powers and privileges  incident to any of the foregoing;  and (h) all agreements or documents creating, defining or evidencing any of the foregoing  rights to the extent they relate to such rights and all rights of the Company thereunder  including,  but not limited to, any clean-up calls and termination options.

            Servicing Rights Owner:  With respect to any Servicing  Released  Mortgage Loan, the Person to whom the Servicing  Rights are  transferred  at any time,  which Person may or may not be the  Purchaser of the Mortgage  Loans  hereunder,  and which Person will,  on the related Closing Date, be the Purchaser.

            Stated  Principal  Balance:  As to each Mortgage Loan, the principal  balance of such Mortgage Loan as of the related Closing Date.

            Whole  Loan  Transfer:  The  sale or  transfer  of some or all of the  ownership interest in the Mortgage  Loans by the  Purchaser to one or more third parties in whole loan or participation format.

      SECTION 2.  Agreement  to  Purchase.  Pursuant  to  Section 4, the  Company  agrees to sell,  and the Purchaser  agrees to purchase,  Mortgage  Loans  (together with the Servicing
Rights if Servicing  Released,  as set forth in the Bill of Sale), having a Stated Principal
Balance on the related  Closing  Date in an amount set forth on the related  Bill of Sale or in such other amount as agreed by the  Purchaser  and the Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

      SECTION 3.  Mortgage Loan Schedule. The Company shall deliver the related Mortgage
Loan Schedule to the Purchaser no later than 10 a.m. New York Time on the related Closing
Date.

      SECTION 4.  Purchase Price; Near-term Principal Prepayments.

            Subsection 4.01.  Forward Commitments to Purchase and Sell

      As set  forth  in the  Master  Commitment,  Company  may  from  time to  time  place a
Mandatory  Bulk Trade with  Purchaser.  Within 24 hours,  Purchaser  will issue a  Mandatory
Trade Term Sheet to purchase  Mortgage  Loans from Company on such terms and  conditions  as contained in such Mandatory  Trade Term Sheet.  Such Mandatory  Trade Term Sheet shall be in the form attached as Exhibit 13, or as may be mutually  agreed in writing by the parties and shall  contain such pricing and other  conditions  as Purchaser  shall set forth.  Purchaser shall purchase all Mortgage Loans that meet the  requirements of this Agreement,  the Master
Commitment,  and the related Mandatory Trade Term Sheet. Purchaser shall not be obligated to purchase any Mortgage  Loan not  complying in all respects  with the  Agreement,  the Master
Commitment,  and the related Mandatory Trade Term Sheet.  Company shall be obligated to make and sell to Purchaser  Mortgage Loans complying with the related Master  Commitment and this
Agreement  in an  aggregate  amount  no less  than  95% of the  total  dollar  value  of the
Mandatory  Trade  Term  Sheet  and shall be  permitted  to make and sell  Mortgage  Loans to
Purchaser  in an  amount up to 105% of the  amount  set forth in the  Mandatory  Trade  Term
Sheet.  Seller  understands  and agrees that  Purchaser has no obligation to issue any other
Master  Commitment  at any  time.  In the  event of a  conflict  between  the  terms of this
Agreement and a Mandatory  Trade Term Sheet,  the provisions of the related  Mandatory Trade
Term Sheet shall control.

            Subsection 4.02.  Purchaser's Purchase of Company's Mortgage Loans

            Company is  obligated  to make all  Mortgage  Loans with its own funds.  For any
Mortgage Loan made  pursuant to the Master  Commitment  and in  compliance  with the related
Mandatory Trade Term Sheet and the Agreement,  Purchaser shall be obligated to purchase such
Mortgage  Loan within no less than 1 business day and no greater than 2 business days of the origination  of such Mortgage  Loan or, in the case of Mortgage  Loans subject to rescission under the Federal  Truth in Lending Act, no less than one day and no greater than 2 business days after the Mortgage Loan is funded by Company.  Purchaser  shall wire transfer the funds to Company in accordance with the wire transfer instructions  contained in Exhibit 12, by no later than 2:00 P.M. New York time on the related Closing Date.

            Subsection 4.03         Purchase Price; Prepaid Interest

            The Purchase  Price for the Mortgage  Loans (and  Servicing  Rights if Servicing
Released)  listed  on the  related  Mortgage  Loan  Schedule  shall  be the  Purchase  Price
Percentage,  multiplied by the aggregate Stated Principal  Balance as of the related Closing
Date,  plus  interest  from the interest last paid through date on each Mortgage Loan at the
Mortgage Interest Rate up to and including the day before the Closing Date.

            In addition,  if at origination of a Mortgage Loan the Company  collects prepaid interest  from a  Mortgagor,  Purchaser  shall be  permitted  to net such  amount out of the
Purchase Price for such Mortgage Loan.
            With respect to each Mortgage  Loan  purchased,  the Purchaser  shall own and be entitled to receive (except as otherwise  described in this Agreement under Article 11): all payments and/or recoveries of principal  collected on or after the related Closing Date, all payments of interest on the Mortgage Loans and all fees,  prepayment  fees or premiums,  and all other Ancillary Income.

   Subsection 4.04.                                                           Near-term
   Principal Prepayments

   In the event any Mortgage Loan is paid in full by a Mortgagor on or prior to three months after the first payment is due on a Mortgage Loan, the Company shall remit to the
   Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment, within three Business Days of receiving a bill for same from Purchaser.

            SECTION 5.  Purchaser's Post Closing Date Due Diligence and Repurchase Rights.

                        The  Purchaser  shall  have the  right to (i)  review  the files and documents  relating to each Mortgage Loan,  (ii) to inspect,  evaluate and appraise the real property (or  Cooperative  Unit) securing each such Mortgage Loan and to obtain broker price opinions,  (iii)  otherwise to underwrite  each such Mortgage  Loan,  and (iv) to conduct an integrity  data review of the loan level  information,  which shall not be an expense of the
Company.  If  Purchaser  requests  Company  to deliver  files and  documents  relating  to a
Mortgage Loan,  Company shall deliver  imaged files and documents  within 2 business days of
Purchaser's  request.  Up to and  including  180 days after the related  Closing  Date,  the
Purchaser may reject any such Mortgage Loan which,  either individually or as part of a pool of all or some of the  Mortgage  Loans,  does not,  in its sole  discretion,  conform to the underwriting  guidelines of the Company which were in effect at the time of the  origination of the related  Mortgage  Loans,  regardless of whether a Closing Date has already  occurred with  respect  to  such  Mortgage  Loans  or  which  does  not  otherwise  comply  with  any representations  or warranties  about such Mortgage Loan or Mortgaged  Property  provided by
Company to Purchaser.  With respect to any Mortgage Loan rejected by the Purchaser  pursuant to the  preceding  sentence,  the  Company  shall  repurchase  such  Mortgage  Loans  at the
Repurchase  Price.  The due  diligence  described  in this  paragraph  shall  not  impair or diminish  (or  constitute a waiver of) the rights of the  Purchaser,  or any assignee of the
Purchaser,  under this Agreement with respect to Company's breach of its representations and warranties or any of its other obligations  contained in this Agreement,  and the rights and limitations  applicable  to  Purchaser  in  this  section  shall  be  applicable  to  any of
Purchaser's assigns.

            SECTION 6.  Conveyance from Company to Purchaser.

            Subsection 6.01.  Conveyance of Mortgage Loans; Possession of Mortgage Files.

            On the related  Closing Date,  Company,  simultaneously  with the payment of the related  Purchase  Price,  does hereby sell,  transfer,  assign,  set over and convey to the
Purchaser,  without recourse, but subject to the terms of this Agreement,  all rights, title and interest of the Company in and to the Mortgage  Loans  (including  the Servicing  Rights thereon if Servicing  Released) listed on the related Mortgage Loan Schedule attached to the related  Bill of  Sale,  together  with  the  related  Mortgage  Files  and all  rights  and obligations  arising under the documents  contained therein.  Pursuant to Subsection 6.03 of the  Agreement,  the Company  shall  deliver to the Purchaser (or its designee) the Mortgage
Loan Documents.  With respect to any Servicing  Released Mortgage Loan, the contents of each related  Mortgage File required to be retained by the Company to service the Mortgage  Loans pursuant  to the  Agreement  and the  related  Bill of Sale and thus  not  delivered  to the
Purchaser  prior to the related Closing Date are, and shall be, held in trust by the Company for the  benefit of the  Purchaser  as the owner  thereof.  With  respect  to any  Servicing
Released  Mortgage Loan, the Company's  possession of any portion of each such Mortgage File is at the will of the  Purchaser  for the sole  purpose  of  facilitating  servicing  of the related  Mortgage  Loan  pursuant to the  Agreement  and the related Bill of Sale,  and such retention  and  possession  by the  Company  shall  be in a  custodial  capacity  only.  The ownership of each Mortgage Note,  Mortgage,  and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents  with respect to the related
Mortgage Loan (and Servicing  Rights if Servicing  Released)  prepared by or which come into the possession of the Company shall  immediately vest in the Purchaser and shall be retained and  maintained,  in trust,  by the Company at the will of the  Purchaser in such  custodial capacity only.

   The Mortgage File retained by the Company with respect to each Mortgage Loan pursuant to this Agreement and the related Bill of Sale shall be appropriately identified in the
   Company's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Mortgage
   File retained by it only in accordance with this Agreement.  With respect to any
   Servicing Released Mortgage Loan, the Mortgage File will be delivered to the Purchaser or Purchaser's designee no later than at the time that the Company's obligation to service the Mortgage Loan terminates.

            Subsection 6.02.  Books and Records.

   Record title to each Mortgage and the related Mortgage Note as of the related Closing
   Date shall be in the name of the Company in trust for the benefit of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating servicing of the Mortgage Loans as described herein.  Upon
   Purchaser's request, the Company shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note to the Purchaser.  Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note and the related Servicing Rights if Servicing Released, shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company to which Purchaser is entitled as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Company in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            It is the express  intention of the parties that the  transactions  contemplated by this  Agreement  and the  related  Bill of Sale be,  and be  construed  as, a sale of the
Mortgage Loans, (and the Servicing Rights if Servicing  Released),  by the Company and not a
pledge of the  Mortgage  Loans or the  Servicing  Rights by the Company to the  Purchaser to
secure a debt or other  obligation of the Company.  Consequently,  the sale of each Mortgage
Loan (and the Servicing Rights if Servicing  Released),  shall be reflected as a sale on the
Company's business records, tax returns and financial statements.

            Subsection 6.03.  Delivery of Mortgage Loan Documents.

   No later than 5 Business Days for Subsection 6.03(a) below and 14 calendar days for
   Subsections 6.03(b) through 6.03(k) after the related Closing Date, the Company shall deliver to the Purchaser, or its Custodian, as agent, or to any other designee as
   Purchaser directs in Exhibit 13 hereto, the following Mortgage Loan Documents with respect to each Mortgage Loan purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule attached to the related Bill of Sale:

            (a)   The   original   Mortgage   Note   endorsed   "Pay   to   the   order   of
____________________________________________________,  without  recourse,"  and  signed  via original  or  facsimile  original  signature  in the name of the  Company  by an  authorized officer,  with all  intervening  endorsements  showing a  complete  chain of title  from the originator to the Company,  together with any  applicable  riders.  If the Mortgage Loan was acquired by the Company in a merger,  the  endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage  Loan was acquired or  originated by the Company while doing business under another name, the  endorsement  must be by "[Company]
formerly  known as  [previous  name]".  None of the  Mortgage  Notes may be in the form of a lost note affidavit;

If the Company chooses to use facsimile  signatures to endorse  Mortgage Notes,  the Company must provide prior to the first Closing Date an officer's  certificate  that the endorsement is valid and  enforceable  in the  jurisdiction(s)  in which the  Mortgaged  Properties  are located  and must  retain in its  corporate  records the  following  specific  documentation authorizing  the use of facsimile  signatures:  (i) a resolution from its board of directors
authorizing  specific  officers  to  use  facsimile   signatures;   stating  that  facsimile
signatures  will be a valid and binding  act on the  Company's  part;  and  authorizing  the
Company's  corporate  secretary to certify the validity of the resolution,  the names of the
officers   authorized  to  execute  documents  by  using  facsimile   signatures,   and  the
authenticity  of specimen  forms of facsimile  signatures;  (ii) the  corporate  secretary's certification of the authenticity  and validity of the board of directors'  resolution;  and
(iii) a notarized  "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing  officers(s)  certification that the facsimile is a true and correct copy of his or her original signature.

            (b)   The   original    Assignment   of   Mortgage,    from   the   Company   to
________________,   or  otherwise  in  accordance  with  Purchaser's   instructions,   which
assignment of mortgage  shall,  but for any blanks  requested by  Purchaser,  be in form and substance  acceptable for recording.  If the Mortgage Loan was acquired or originated by the
Company  while doing  business  under  another name,  the  Assignment  must be by "[Company]
formerly  known as [previous  name]".  If the Mortgage Loan was acquired by the Company in a merger,  the  endorsement  must be by  "[Company],  successor  by  merger  to the  [name  of predecessor]".  None of the  Assignments  are blanket  assignments  of mortgage;  name,  the endorsement must be by "[Company]  formerly known as [previous name]".  None of the Mortgage
Notes may be in the form of a lost note affidavit;

            (c)   the original of any  guarantee  executed in  connection  with the Mortgage
Note;

   (d)                                                                        the original
   Mortgage with evidence of recording thereon.  If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date on because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Purchaser a photocopy of such Mortgage together with, in  the case of a
   Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (e)   originals,  or copies thereof  certified by the public recording office in which such  documents  have been  recorded,  of each  assumption,  extension,  modification, written  assurance or  substitution  agreements,  if applicable,  or if the original of such document  has not  been  returned  from  the  applicable  public  recording  office,  a true certified copy, certified by the Company;

                  (f)   the  originals  of all  intervening  assignments  of  mortgage  with evidence of recording  thereon,  or if any such  intervening  assignment of mortgage has not been  returned  from the  applicable  recording  office or has been  lost or if such  public recording  office retains the original  recorded  assignment of mortgage,  the Company shall deliver  or  cause  to be  delivered  to the  Purchaser,  a  photocopy  of such  intervening assignment of mortgage  together with in the case of an  intervening  assignment of mortgage where a public  recording  office retains the original  recorded  intervening  assignment of mortgage  or in the  case  where  an  intervening  assignment  of  mortgage  is  lost  after recordation in a public recording office, a copy of such intervening  assignment of mortgage with recording  information  thereon  certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

                  (g)   The original  mortgagee policy of title insurance,  including riders and  endorsements  thereto,  or if the  policy  has  not  yet  been  issued,  (a) a  written commitment  or interim  binder for title  issued by the title  insurance  or escrow  company dated as of the date the Mortgage Loan was funded,  with a statement by the title  insurance company,  or closing  attorney that the priority of the lien of the related  Mortgage during the period between the date of the funding of the related  Mortgage Loan and the date of the related  title  policy  (which  title  policy  shall be dated the date of  recording  of the related  Mortgage) is insured or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences  existing liens and gives a preliminary  opinion  as to the  absence  of  any  encumbrance  on  title  to the  Mortgaged
Property,  except  liens to be  removed  on or before  purchase  by the  Mortgagor  or which constitute  customary  exceptions  acceptable to lenders  generally;  the original policy of title insurance shall be delivered promptly upon receipt thereof by the Company.

   (h)                                                                        the original
   of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if applicable; and

            (i)   if the  Mortgage  Note or  Mortgage  or any  other  material  document  or instrument  relating  to the  Mortgage  Loan has been  signed  by a person  on behalf of the
Mortgagor,  the original or copy of power of attorney or other  instrument  that  authorized and empowered such person to sign bearing  evidence that such  instrument has been recorded, if so required in the appropriate  jurisdiction where the Mortgaged Property is located,  or a copy thereof  certified by the public  recording  office in which such instrument has been recorded or, if the original  instrument  has not been returned from the  applicable  public recording office, a true certified copy, certified by the Company.

                  (j)   The original Primary  Mortgage  Insurance Policy or evidence of same provided in an electronic format, if applicable.

                  (k)   For Cooperative Loans:

                        (i)   The original security agreement (the "Security Agreement")

                        (ii)  The  original   assignment   of  the  Security   Agreement  to
Purchaser,  as in form and substance  acceptable for recording and signed in the name of the last endorsee by an authorized officer.

                        (iii) The originals and all intervening  assignments of the Security
Agreement, if any.

                        (iv)  Original  Form UCC-1 with evidence of filing  thereon  entered into by the Mortgagor  with respect to such Mortgage  Loan,  which should  indicate the unit number or other  identification of the Mortgaged  Property subject to the Proprietary Lease, the name of the debtor and the address of the Cooperative building.

                        (v)   Original Form UCC-3 in blank  assigning the security  interest covered by the Form UCC-1 referred to above.

                        (vi)  Stock  certificate(s)  representing the stock allocated to the
Cooperative Unit in the Cooperative  pledged with respect to such Mortgage Loan with a stock power in blank.

                        (vii) The original  Recognition  Agreement  of the  interests of the
Company  with  respect  to the  Mortgage  Loan by the  Cooperative,  the  stock of which was pledged  in  respect  of  such  Mortgage  Loan,  in the  standard  "AZTECH"  form  or a form containing  provisions  not less favorable to the lender than are contained in such standard
AZTECH form.

                        (viii)      A copy of any power of attorney.

            If the Company cannot deliver the original  recorded  Mortgage Loan Documents by the required time period set forth above,  the Company shall,  promptly upon receipt thereof and in any case  not  later  than 120 days  from the  related  Closing  Date,  deliver  such original recorded  documents to the Purchaser or its designee (unless the Company is delayed in making  such  delivery  by reason  of the fact  that such  documents  shall not have been returned by the appropriate  recording  office).  The Company shall continue to use its best efforts to effect delivery as soon as possible  thereafter,  provided that if such documents are not  delivered  by the 540th day from the date of execution of the related Bill of Sale, the  Company  shall  repurchase  the  related  Mortgage  Loans  at the  Repurchase  Price in accordance with Section 3.03 hereof.

            The Company  shall  forward to the Purchaser  original  documents  evidencing an assumption,  modification,  consolidation  or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution,  provided,  however, that the  Company  shall  provide  the  Purchaser  with a  certified  true  copy of any such document submitted for recordation within two (2) weeks of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document certified by the appropriate  public  recording  office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

   Company shall provide an original or duplicate original of the title insurance policy to
   Purchaser or its designee within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

            If the  Purchaser  discovers  any defect with  respect to a Mortgage  File,  the
Purchaser  shall give prompt written  specification  of such defect to the Company,  and the
Company shall cure or repurchase such Mortgage Loan in accordance with Section 7.03.

            The  Company  shall  prepare  the  Assignments  of  Mortgage  and  shall pay all recording  fees,  (including  any  fees  for the  electronic  recording  of  Assignments  of
Mortgage),  if any,  for  the  Assignments  of  Mortgage  and any  other  fees or  costs  in transferring  all original  documents to the  Purchaser or its  designee.  Upon  Purchaser's request, the Company shall effect the recording of the Assignments of Mortgage.

                        SECTION 7.  Representations,   Warranties   and   Covenants  of  the
                        Company; Remedies for Breach.

            Subsection 7.01.  Representations and Warranties Respecting the Company.

            The Company  hereby  represents  and warrants to the Purchaser and the Servicing
Rights Owner, if applicable, as of the related Closing Date that:

         (i)      The Company is a federal  savings bank duly  organized,  validly  existing and in good  standing  under the laws of the United States of America and is and will remain in  compliance  with all  applicable  state and federal  laws and  regulations  necessary to ensure the  enforceability  of each  Mortgage Loan and the servicing of the Mortgage Loan in accordance  with the terms of this  Agreement.  The Company is  licensed  and  qualified  to transact  business  in and is in good  standing  under  the laws of each  state in which any
Mortgaged  Property  is  located  or is  otherwise  exempt  under  applicable  law from such
qualification   or  is  otherwise  not  required   under   applicable  law  to  effect  such
qualification  and no demand for such  qualification  has been made upon Company by any such state;

        (ii)      The  Company  has the full power and  authority  and legal  right to hold, transfer  and convey  each  Mortgage  Loan  (including  the  Servicing  Rights if  Servicing
Released),  to sell each Mortgage Loan and the Servicing Rights if Servicing Released and to
execute,  deliver  and  perform,  and  to  enter  into  and  consummate,   all  transactions
contemplated by this Agreement,  the Master  Commitment,  the Mandatory Trade Term Sheet and
the related  Bills of Sale and to conduct its business as presently  conducted.  The Company has duly authorized the execution,  delivery and  performance of this Agreement,  the Master
Commitment,  the Mandatory Trade Term Sheet and any agreements contemplated hereby, has duly executed and delivered this  Agreement,  and any agreements  contemplated  hereby,  and this
Agreement and the related Bill of Sale,  assuming due authorization,  execution and delivery by the Purchaser,  and each Assignment of Mortgage and any agreements  contemplated  hereby, constitutes a legal, valid and binding obligation of the Company,  enforceable against it in accordance with its terms and all requisite  corporate  action has been taken by the Company to make this  Agreement and all  agreements  contemplated  hereby valid and binding upon the
Company in accordance with their terms;

       (iii)      Neither  the  execution  and  delivery  of  this  Agreement,   the  Master
Commitment,  the  Mandatory  Trade Term Sheets or the related  Bills of Sale by the Company, nor the  origination  or  purchase of the  Mortgage  Loans by the  Company,  the sale of the
Mortgage  Loans (or the  Servicing  Rights if  Servicing  Released)  to the  Purchaser,  the
consummation of the transactions  contemplated  hereby,  or the performance of or compliance with the terms and conditions of this Agreement, the Master Commitment,  the Mandatory Trade
Terms Sheet or the related Bills of Sale will conflict with any of the terms,  conditions or provisions of the Company's  articles of incorporation  or by-laws,  or constitute a default under or result in a breach or acceleration  of, any material  contract,  agreement or other instrument  to which the Company is a party or which may be applicable to the Company or its assets, or result in the material violation of any law, rule,  regulation,  order,  judgment or decree to which the Company or its properties  are subject,  or impair the ability of the
Purchaser to realize on the Mortgage Loans;

        (iv)      The Company is not in  violation  of, and the  execution  and  delivery of this Agreement,  the Master  Commitment,  and the Mandatory Trade Term Sheets or the related
Bills of Sale by the  Company  and its  performance  and  compliance  with the terms of this
Agreement  will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal,  state,  municipal or governmental  agency having jurisdiction  over the Company or its assets,  which violation might have  consequences that would  materially  and  adversely  affect the  condition  (financial  or  otherwise)  or the operation of the Company or its assets or might have  consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (v)                                                                  The Company
   does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement, the Master Commitment, the
   Mandatory Trade Term Sheets or the related Bills of Sale.  The Company is solvent and the sale of the Mortgage Loans (and the Servicing Rights if Servicing Released) will not cause the Company to become insolvent.  The sale of the Mortgage Loans (and Servicing
   Rights if Servicing Released) is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

(vi)  The Company and any permitted  subservicer are properly qualified and licensed,  where required to service the Mortgage Loans;

          (vii)                                                               Immediately
   prior to the payment of the related Purchase Price for each Mortgage Loan (and the
   Servicing Rights thereto, if Servicing Released), the Company was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note (and the related Servicing Rights if Servicing Released) and upon the payment of the related
   Purchase Price by the Purchaser, in the event that the Company retains record title, the
   Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each
   Mortgage Loan;

      (viii)      There are no actions or proceedings  against,  or  investigations  of, the
Company  before any court,  administrative  or other  tribunal  (A) that might  prohibit its entering into this Agreement, the Master Commitment,  the related Mandatory Trade Term Sheet or the related  Bill of Sale,  (B) seeking to prevent the sale of the  Mortgage  Loans,  the sale of the Servicing  Rights if Servicing  Released or the consummation of the transactions contemplated  by this Agreement (C) that might  prohibit or materially and adversely  affect the performance by the Company of its obligations  under, or the validity or  enforceability of, this  Agreement,  the Master  Commitment or the Mandatory Trade Terms Sheets or (D) that is reasonably  likely to have a material  adverse  effect on the financial  condition of the
Company;

        (ix)                                                                  No consent,
   approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the
   Company with, this Agreement, the Master Commitment or the Mandatory Trade Term Sheets
   or the sale of the Mortgage Loans (and Servicing Rights if Servicing Released) and
   delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

         (x)       The consummation of the  transactions  contemplated by this Agreement and the related  Bill of Sale are in the  ordinary  course of business of the  Company,  and the transfer,  assignment  and  conveyance  of the  Mortgage  Notes,  the  Mortgages  and/or the
Servicing  Rights if Servicing  Released,  by the Company pursuant to this Agreement are not subject  to  the  bulk  transfer  or any  similar  statutory  provisions  in  effect  in any applicable jurisdiction;

          (xi) As of the related  Closing Date,  the  origination,  servicing and collection practices  used by the Company  since  origination  with respect to each  Mortgage  Note and
Mortgage  (including,  without limitation,  the establishment,  maintenance and servicing of the Escrow  Accounts and Escrow  Payments,  if any),  have been legal and in accordance with applicable  laws and  regulations  and the  Mortgage  Loan  Documents,  and in all  material respects  proper and prudent in the  mortgage  origination  and  servicing  business  and in accordance  with Accepted  Servicing  Practices.  With respect to Escrow Accounts and Escrow payments  that the  Company,  on behalf of the  Purchaser  or any  investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the Company, and there exist no  deficiencies in connection  therewith for which  customary  arrangements for repayment  thereof have not been made.  All Escrow  Payments have been collected in full compliance with state and federal law,  Accepted  Servicing  Practices and the provisions of the related  Mortgage Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable law and has been  established in an amount  sufficient to pay for every  escrowed item that remains unpaid and has been assessed but is not yet due and payable.  Any Escrow Account interest required to be paid pursuant to state  and local law has been  properly  paid and  credited.  No  escrow  deposits  or other charges or payments due under the Mortgage Note have been capitalized  under any Mortgage or the related Mortgage Note. Company is an approved  seller/servicer  of residential  mortgage loans for Fannie Mae,  Freddie Mac and HUD, with such  facilities,  procedures and personnel necessary for the sound  servicing of such mortgage  loans.  The Company is duly  qualified, licensed,  registered and otherwise  authorized under all applicable federal state and local laws, and regulations,  if applicable,  meets the minimum capital  requirements set forth by its regulator,  and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac and no event has  occurred,  including  but not limited to, a change in insurance  coverage,  which would make Company  unable to comply with  eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

          (xii)   In the opinion of Company, the consideration  received by Company upon the sale of the Mortgage  Loans (and the  Servicing  Rights if Servicing  Released) to Purchaser
under this Agreement and the related Bill of Sale  constitutes  fair  consideration  for the
Mortgage Loans and, if applicable,  Servicing  Rights under current market  conditions.  The
Company will treat the sale of the Mortgage Loans and, if applicable,  the Servicing  Rights to the  Purchaser  as a sale for  reporting  and  accounting  purposes  and,  to the  extent appropriate, for federal income tax purposes;

          (xiii)  The Company has delivered to the Purchaser  financial  statements  for its last two  complete  fiscal  years.  All  such  financial  information  fairly  presents  the pertinent  results of operations  and financial  position for the period  identified and has been prepared in accordance with GAAP consistently  applied throughout the periods involved, except  as set  forth in the  notes  thereto.  There  has been no  change  in the  business, operations,  financial condition,  properties or assets of the Company since the date of the
Company's financial  information that would have a material adverse effect on its ability to perform its obligations  under this Agreement,  the Master  Commitment,  the Mandatory Trade
Term Sheets and the related Bill of Sale;

          (xiv)   The  Company has not dealt with any broker,  investment  banker,  agent or other person that may be entitled to any commission or  compensation  in connection with the sale of the Mortgage Loans or any Servicing Rights; and

          (xv)    The Company has the  computer  systems  and the  capability  to effect the servicing  transfer via a "tape-to-tape"  method or via a reasonably  acceptable  electronic data processing method.

            Subsection 7.02.  Representations and Warranties  Regarding Individual Mortgage
                              Loans.

   The Company hereby represents and warrants to the Purchaser, with respect to each
   Mortgage Loan, as of the related Closing Date or such other date specified herein:

            i     The  information  set  forth in the  related  Mortgage  Loan  Schedule  is complete, true and correct;

            ii    No  payment  under  any  Mortgage  Loan is  delinquent  as of the  related
      Closing Date nor has any  scheduled  payment been  delinquent at any time prior to the related  Closing  Date.  The  Mortgage  Loan has not  been  dishonored.  There  are no material  defaults  under the terms of the Mortgage  Loan.  Each  Mortgage  Loan has a monthly Due Date of the first day of each month;

            iii   There is no valid offset, right of rescission,  defense or counterclaim of any obligor  under any Mortgage  Note or Mortgage,  including  the  obligation  of the
      Mortgagor to pay the unpaid  principal of or interest on such Mortgage  Note,  and any applicable  right of  rescission  has  expired,  nor will the  operation of any of the terms of such  Mortgage  Note or Mortgage,  or the  exercise of any right  thereunder, render  either the Mortgage Note or the Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, recoupment,  counterclaim or defense, including,  without limitation, the defense of usury, and no such right of rescission, set-off,  recoupment,  counterclaim or defense has been asserted with respect thereto.
      No Mortgage Loan is subject to any pending bankruptcy,  insolvency,  reorganization or moratorium;

            iv    There are no mechanics'  liens or similar liens or claims for work,  labor or material  affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens),  which are or may be a lien prior to, or equal with,  the lien of such  Mortgage,  except  those which are insured against by the title insurance policy referred to in clause (ix) below;

            v     As of the date of  origination  of the Mortgage Loan and as of the related
      Closing Date,  there was and there  currently is no damage to any Mortgaged  Property.
      At origination  of the Mortgage Loan there was not, since  origination of the Mortgage
      Loan there has been and there  currently is, no proceeding  pending or threatened  for the total or partial  condemnation  of the  Mortgaged  Property.  The  Company has not
      received  notification that any such proceedings are scheduled to commence at a future date.

            vi    (a) With  respect to each  Mortgage  Loan other than a  Cooperative  Loan, each Mortgage is a valid,  subsisting,  enforceable and perfected first or second lien
      (as noted in the  Mortgage  Loan  Schedule)  on the  Mortgaged  Property  securing the related  Mortgage  Note,  including all  buildings on the  Mortgaged  Property and all installations  and  mechanical,  electrical,  plumbing,  heating and air  conditioning systems affixed to such  buildings,  and all additions,  alterations and  replacements made at any time with respect to the foregoing  securing the Mortgage  Note's original principal  balance subject to principles of equity,  bankruptcy,  insolvency and other laws of general  application  affecting the rights of creditors.  The Mortgage and the
      Mortgage  Note do not contain any  evidence of any  security  interest  other than the interest  of the  mortgagee  or  other  interest  or  right  thereto.  Each  Mortgaged
      Property  is  owned  by the  Mortgagor  in  fee  simple  except  with  respect  to any
      Cooperative  Loan or Mortgage Loan  described in Section  7.03(xlvii)  and is free and clear of all adverse claims,  encumbrances and liens having priority over the first or second lien (as set forth in the  Mortgage  Loan  Schedule) of the  Mortgage,  subject only for second lien Mortgage  Loans,  only to a first lien Mortgage Loan, and subject in all  cases  to (1) the  lien of  nondelinquent  current  real  property  taxes  and assessments  not yet due and payable,  (2)  covenants,  conditions  and  restrictions, rights  of way,  easements  and  other  matters  of  public  record  as of the date of recording of such Mortgage,  such exceptions  appearing of record being  acceptable to mortgage lending  institutions  generally and specifically  reflected in the appraisal made in connection  with the  origination of the related  Mortgage Loan or referred to in the lender's  title  insurance  policy  delivered to the  originator of the related
      Mortgage  Loan, and (3) other matters to which like  properties  are commonly  subject which do not individually or in the aggregate  materially  interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment,  value or marketability of the related Mortgaged Property.  Any security  agreement,  chattel mortgage or  equivalent  document  related to and  delivered  in  connection  with the
      Mortgage Loan establishes and creates a valid, subsisting  enforceable,  and perfected first or second lien (as set forth in the Mortgage Loan  Schedule) and first or second priority security interest on the property  described  therein,  and immediately prior to the sale of such Mortgage Loan to the Purchaser  pursuant to this Agreement and the related  Bill of Sale,  the  Company had full right to sell and assign the same to the
      Purchaser;  and (b) with respect to each  Cooperative  Loan,  the  Mortgage  creates a first lien or first priority  interest on the property  securing the related  Mortgage
      Note, free and clear of all adverse  claims,  liens and  encumbrances  having priority over the  first  lien of the  Mortgage,  subject  only to (a) the lien of the  related
      Cooperative housing  corporation for unpaid  assessments,  (b) the related Proprietary
      Lease  being  subordinated  or  otherwise  subject  to the  mortgage  on  the  related
      Cooperative  building,  and (c) other  matters to which like  properties  are commonly subject which do not materially  interfere with the benefits of the security  intended to be provided by the Mortgage or the use,  enjoyment,  value or  marketability of the related Mortgaged Property.

            vii   Each  Mortgage  Loan  complies  with,  and the Company has complied  with,
      applicable  local,  state  and  federal  laws,   regulations  and  other  requirements
      including,   without  limitation,   usury,  equal  credit  opportunity,   real  estate
      settlement  procedures,  the  Federal  Truth-In-Lending  Act and  disclosure  laws and consummation of the transactions  contemplated  hereby,  including without limitation, the  receipt of  interest  by the owner of such  Mortgage  Loan,  will not involve the violation of any such laws,  rules or regulations.  None of the Mortgage Loans are (a)
      loans  subject  to 12 CFR Part  226.31,  12 CFR Part  226.32 or 12 CFR Part  226.34 of
      Regulation Z, the regulation  implementing  the Trust in Lending Act, which implements the Home  Ownership and Equity  Protection Act of 1994, as amended or (b) "high cost",
      "covered",  or "predatory"  loans under any other applicable  state,  federal or local law,  regulation or ordinances,  including,  but not limited to, the States of Georgia or North  Carolina,  or the City of New York.  Each  Mortgage  Loan is being  (and has been) serviced in accordance with Accepted  Servicing  Practices and applicable  state and federal laws, including,  without limitation, the Federal Truth-In-Lending Act and other consumer  protection  laws,  real estate  settlement  procedures,  usury,  equal credit  opportunity  and disclosure  laws.  Company shall maintain in its  possession, available for the Purchaser's  inspection,  as  appropriate,  and shall deliver to the
      Purchaser  or  its  designee  upon  demand,  evidence  of  compliance  with  all  such requirements;

            viii  Neither  the  Company  nor any  prior  holder  of any  Mortgage  Loan  has impaired,  waived,  altered or modified the  Mortgage or Mortgage  Note (except that a
      Mortgage  Loan may have been  modified by a written  instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan  Schedule)
      which has been  recorded,  if necessary to protect the  interests of the owner of such
      Mortgage Loan; the substance of any such waiver,  alteration or modification  has been approved  by the issuer of any related  Primary  Mortgage  Insurance  Policy and title insurance  policy,  to the  extent  required  by  the  related  policies);  satisfied, canceled,  rescinded or subordinated  such Mortgage in whole or in part;  released the applicable  Mortgaged Property in whole or in part from the lien of such Mortgage;  or executed any  instrument  of  cancellation,  rescission or  satisfaction  with respect thereto.  No instrument of release or waiver has been executed in connection  with any
      Mortgage  Loan,  and no  Mortgagor  has been  released,  in whole or in part  from its obligations in connection with a Mortgage Loan;

            ix    Each  Mortgage  Loan  is  covered  by an  ALTA  lender's  title  insurance policy or equivalent  form of policy or insurance  acceptable to Fannie Mae or Freddie
      Mac in a form  acceptable to, and issued by a title insurer  acceptable to, Fannie Mae or Freddie Mac,  together with all applicable  ALTA  endorsements,  including  without
      limitation,   an  adjustable  rate  mortgage  loan  endorsement,   if  applicable,   a
      condominium endorsement, a planned unit development endorsement,  an extended coverage endorsement,  and an 8.1 ALTA or equivalent  environmental  endorsement,  insuring the
      Company,  its successors and assigns,  as to the first or second lien priority (as set forth in the  Mortgage  Loan  Schedule)  of the  Mortgage  (subject to the  exceptions contained  in (vi) (1),  (2),  and (3)  above),  in an  amount  at least  equal to the original  principal  balance of each such Mortgage Loan and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting from the provisions of the  Mortgage  providing  for  adjustment  in the Mortgage  Interest  Rate and Monthly
      Payment.  Each title  insurance  policy  affirmatively  insures ingress and egress and insures against  encroachments by or upon the Mortgaged  Property and each such policy was issued on the date of the  origination  of each related  Mortgage  Loan by a title insurer qualified to do business in the jurisdiction  where the Mortgaged  Property is located.  The  Company,  its  successors  and  assigns,  are the sole  insured of such lender's  title  insurance  policy,  such  title  insurance  policy  has been duly and validly  endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest  therein does not require the consent of or  notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and  effect  upon the  consummation  of the  transactions  contemplated  by this
      Agreement.  Where  required by law or  regulation,  the  Mortgagor  has been given the opportunity  to choose the  carrier  of the  required  mortgage  title  insurance.  No claims have been made under such lender's title insurance policy,  and no prior holder of the related Mortgage,  including the Company,  nor any Mortgagor,  has done, by act or  omission,  anything  which  would  impair  the  coverage  of such  lender's  title insurance policy;

            x     All  of  the   improvements   which  were  included  for  the  purpose  of
      determining  the  Appraised  Value of the  Mortgaged  Property  lie wholly  within the boundaries  and building  restriction  lines of such  property  (and wholly within the project  with  respect  to a  condominium  unit),  and no  improvements  on  adjoining properties encroach upon the Mortgaged Property;

            xi    No  improvement  located on or being part of the Mortgaged  Property is in violation of any applicable  zoning law or regulation,  subdivision  law or ordinance.
      All inspections,  licenses and certificates required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property and, with respect to the use and occupancy of the same,  including  but not limited to  certificates  of occupancy  and fire  underwriting  certificates,  have been  made or  obtained  from the  appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

            xii   All  parties  that  have had any  interest  in the  Mortgage,  whether  as mortgagee,  assignee,  pledgee or otherwise,  are (or, during the period in which they held  and  disposed  of  such  interest,  were)  (A) in  compliance  with  any and all applicable  licensing  requirements  of the laws of the state  wherein  the  Mortgaged
      Property  is  located,  and (B) (1)  organized  under the laws of such  state,  or (2)
      qualified to do business in such state, or (3) federal  savings and loan  associations or national banks having  principal  offices in such state,  or (4) not doing business in such state;

            xiii  Each  Mortgage Note and the  applicable  Mortgage are original and genuine
      (including in the case of a Cooperative Loan, the Cooperative  Shares, the Proprietary
      Lease,  and the  Recognition  Agreement),  and each is the  legal,  valid and  binding obligation of the maker thereof,  enforceable in accordance with its terms,  except as limited by bankruptcy, insolvency, reorganization,  moratorium, receivership and other similar laws  relating to  creditors'  rights  generally  or by  equitable  principles
      (regardless of whether such  enforcement is considered in a proceeding in equity or at law) and the  Company  has taken all  action  necessary  to  transfer  such  rights of enforceability  to the  Purchaser.  All parties to the Mortgage  Note and the Mortgage
      (and  with  respect  to  a  Cooperative  Loan,  the  related   Proprietary  Lease  and
      Recognition  Agreement)  had legal  capacity  to  execute  the  Mortgage  Note and the
      Mortgage and each Mortgage Note and Mortgage (and with respect to a Cooperative  Loan, the related  Proprietary  Lease and Recognition  Agreement) and each such document has been duly and properly  executed by such parties.  The Mortgage Loan  Documents are on forms  acceptable to Fannie Mae or Freddie Mac.  Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

            xiv   Except as provided  below,  the  proceeds of the  Mortgage  Loan have been fully  disbursed;  there is no requirement for future advances  thereunder and any and all  requirements as to completion of any on-site or off-site  improvements  and as to disbursement of any escrow funds  therefore have been complied with.  Minor items that do  not  affect  livability  may  be  incomplete  (if  weather  related  circumstances prevented their  completion) as long as Company has arranged for an adequate escrow to guarantee  their  completion.  (Purchaser  considers  funds  equal to at least one and one-half  times the cost to complete the items as a reasonable  amount to escrow.) All costs,  fees and expenses  incurred in making,  closing or recording the Mortgage Loan were paid and the  Mortgagor  is not  entitled  to any refund of  amounts  paid or due under the Mortgage Note or Mortgage;

            xv    Each Mortgage  contains  customary and enforceable  provisions that render the rights and remedies of the holder  thereof  adequate for the  realization  against the Mortgaged  Property of the benefits of the security,  including (i) in the case of a Mortgage  designated as a deed of trust,  by trustee's  sale,  and (ii) otherwise by judicial  foreclosure or if applicable,  non-judicial  foreclosure.  Upon default by a
      Mortgagor on a Mortgage Loan and  foreclosure  on, or trustee's sale of, the Mortgaged
      Property  pursuant to the proper  procedures,  the holder of the Mortgage Loan will be able to deliver good and  merchantable  title to the  property.  There is no homestead or other  exemption  available to the Mortgagor  which would interfere with such right to foreclose;

            xvi   With  respect  to each  Mortgage  constituting  a deed of trust,  either a trustee,  duly  qualified  under  applicable  law to serve as such,  has been properly designated  and  currently  so  serves  and is  named in such  Mortgage  or if no duly qualified  trustee has been properly  designated and so serves,  the Mortgage contains satisfactory  provisions  for the  appointment  of such  trustee  by the holder of the
      Mortgage at no cost or expense to such  holder,  and no fees or  expenses  are or will become  payable by the  Purchaser  to the trustee  under the deed of trust,  except in connection with a trustee's sale after default by the Mortgagor;

            xvii  There  are no  defaults  by  Company  in  complying  with the terms of the
      Mortgage, and all taxes,  governmental  assessments,  insurance premiums, water, sewer and municipal  charges,  leasehold  payments or ground rents (and maintenance  charges with  respect  to  Cooperative  Loans)  or other  outstanding  charges  affecting  the
      Mortgaged  Property  which  previously  became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient  to pay for every such escrowed item  which  remains  unpaid  and  which  has  been  assessed  but is not  yet due and payable.  There exist no  deficiencies  with respect to escrow  deposits and payments, if such are required,  for which customary arrangements for repayment thereof have not been made,  and no escrow  deficits or payments of other  charges or payments  due the
      Company have been capitalized under the Mortgage or the applicable Mortgage Note;

            xviii       The  Mortgage   Note  is  not  and  has  not  been  secured  by  any
      collateral,   pledged   account  or  other   security  other  than  the  lien  of  the
      corresponding  Mortgage and the security interest of any applicable security agreement or chattel  mortgage  referred to above and such collateral does not serve as security for any other  obligation  and no Mortgage  Loan is secured by more than one Mortgaged
      Property;

            xix    The buildings and improvements  upon each Mortgaged  Property are insured by a Qualified  Insurer  pursuant to a standard,  valid and existing hazard  insurance policy  acceptable to Fannie Mae or Freddie Mac which policy  insures  against loss by fire,  hazards of extended  coverage and such other hazards as are provided for in the
      Fannie Mae Guides or Freddie  Mac Guide  representing  coverage  in an amount not less than the lesser of (A) the maximum  insurable value of the improvements  securing such
      Mortgage Loan and (B) the outstanding  principal balance of the related Mortgage Loan, but in no event an  amount  less  than an  amount  that is  required  to  prevent  the
      Mortgagor from being deemed to be a co-insurer  thereunder.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal  Emergency  Management
      Agency as having special flood  hazards,  a flood  insurance  policy in a form meeting the  requirements  of the current  guidelines  of the Flood  Insurance  Administration
      (which policy  conforms to Fannie Mae or Freddie Mac  requirements)  is in effect with respect to such Mortgaged Property with a Qualified Insurer in an amount  representing coverage not less than the least of (A) the outstanding  Stated  Principal  Balance of the Mortgage Loan, (B) the maximum  insurable value of the improvements  securing such
      Mortgage Loan or (C) the maximum amount of insurance  that is available  under federal law. All individual  insurance  policies  contain a standard  mortgagee  clause naming the Company or the original  holder of the Mortgage,  and its  successors in interest, as loss payee,  and all of the  premiums due and payable  thereon have been paid;  the
      Mortgage  obligates  the Mortgagor  thereunder  to maintain all such  insurance at the
      Mortgagor's cost and expense,  and upon the Mortgagor's  failure to do so,  authorizes the holder of the Mortgage to obtain and maintain  such  insurance at the  Mortgagor's cost and expense and to seek reimbursement  therefore from the Mortgagor.  Neither the
      Company (nor any prior  originator  or servicer of any of the Mortgage  Loans) nor any
      Mortgagor  has engaged in any act or omission  which has  impaired or would impair the coverage of any such policy,  the benefits of the endorsement  provided for herein, or the validity  and binding  effect of either;  All such  insurance  policies  contain a standard  mortgagee  clause naming  Company,  its successors and assigns as loss payee and  contain a clause that the insurer  will notify the named  mortgagee  at least ten
      (10) days prior to any reduction in coverage or cancellation of the policy;

            xx    There is no default,  breach or event of  acceleration  existing under the
      Mortgage or the  applicable  Mortgage  Note;  and no event which,  with the passage of time or with notice and the expiration of any grace or cure period,  would  constitute a default,  breach,  violation or event of  acceleration,  and none of (i) the Company and any of its  affiliates  (ii) any  servicer  or  subservicer  and  (iii)  any prior mortgagee,  of  any  Mortgage  Loan  has  waived  any  default,  breach  or  event  of acceleration;  no foreclosure  action is threatened or has been commenced with respect to the Mortgage Loan;

            xxi   There is no  obligation  on the part of the  Company or any other party to make any  payments  with  respect to the  related  Mortgage  Loan in  addition  to the
      Monthly  Payments  required to be made by the  applicable  Mortgagor  and the Mortgage
      Note with  respect to any  Mortgage  Loan does not permit or  obligate  the Company to make future advances to the Mortgagor at the option of the Mortgagor;

            xxii  The  Company  has  caused or will cause to be  performed  any and all acts required  to  preserve  the rights and  remedies  of the  Purchaser  in any  insurance
      policies  applicable  to  the  Mortgage  Loans  including,   without  limitation,  any
      necessary  notifications  of insurers,  assignments of policies or interests  therein, and  establishments  of coinsured,  joint loss payee and mortgagee  rights in favor of the Purchaser;

            xxiii       The  Company  has not  advanced  funds,  or  induced,  solicited  or knowingly received any advance of funds by a party other than the Mortgagor,  directly or indirectly, for the payment of any amount required by the Mortgage Loan;

            xxiv  The Mortgage File contains an appraisal of the Mortgaged  Property  signed prior  to  the  final  approval  of  the  mortgage  loan  application  by a  Qualified
      Appraiser,  approved by the Company, who had no interest,  direct or indirect,  in the
      Mortgaged  Property  or  in  any  loan  made  on  the  security  thereof,   and  whose
      compensation  is not affected by the approval or disapproval of the Mortgage Loan, and the  appraisal and appraiser  both satisfy the  requirements  of Fannie Mae or Freddie
      Mac and Title XI of the Federal Institutions Reform,  Recovery, and Enforcement Act of
      1989 and the  regulations  promulgated  thereunder,  all as in  effect on the date the
      Mortgage Loan was  originated  and conforms to the  underwriting  requirements  of the
      Company.  The  appraisal is in a form  acceptable to Fannie Mae or Freddie Mac and was made by a Qualified Appraiser;

            xxv  Each of the  Mortgaged  Properties  consists  of a  single  parcel  of real property  with a  detached  single-family  residence  erected  thereon,  or a two-  to four-family  dwelling,  or  a  townhouse,  or  an  individual  condominium  unit  in a condominium  project,  or an  individual  unit  in a  planned  unit  development  or a
      Cooperative  Unit. No such residence is a mobile home.  Except as provided  below,  no portion  of the  Mortgaged  Property  is used  for  commercial  purposes.  None of the
      Mortgage Loans are considered  agricultural loans. No Mortgaged Property consists of a log home,  earthen home, or underground home.  Mixed-Use  Properties are acceptable if the following criteria are met:

o     The property must be a one-family  dwelling that the borrower  occupies as a principal residence.
o     The mixed use of the property must represent a legal,  permissible use of the property under the local zoning requirements.
o     The borrower must be both the owner and the operator of the business.
o     The property must be primarily residential in nature.
o     The market  value of the  property  must be  primarily a function  of its  residential
                  characteristics,   rather  than  of  the   business  use  or  any  special
                  business-use modifications that were made;

            xxvi  None of the  Mortgage  Loans  provide  for  deferred  interest or negative amortization.  None of the  Mortgage  Loans are simple  interest  Mortgage  Loans;  No
      Mortgaged Property is a timeshare;

                  xxvii Other than for " "temporary  buydown"  Mortgage  Loans  permitted in the Fannie Mae Guide, the Mortgage Loan does not contain provisions  pursuant to which
      Monthly  Payments  are paid or  partially  paid with funds  deposited  in any separate account  established  by the  Company,  the  Mortgagor  or  anyone  on  behalf  of the
      Mortgagor, or paid by any source other than the Mortgagor.  The Mortgage Loan is not a graduated  payment  Mortgage  Loan.  The  Mortgage  Loan  does not  contain  "balloon"
      features unless disclosed on the Mortgage Loan Schedule;

                  xxviiiCompany  is the  sole  owner  of  record  and is the  holder  of the
      Mortgage  Loan and the  indebtedness  evidenced by the  Mortgage  Note and the related
      Servicing  Rights  thereto.  Upon the sale of the Mortgage Loan to the Purchaser,  and prior to the transfer of Servicing Rights to the Purchaser if Servicing Released,  the
      Company  will retain the Mortgage  File or any part  thereof with respect  thereto not required to be delivered to the  Purchaser or the  Purchaser's  designee  hereunder in trust only for the purpose of servicing and  supervising the servicing of the Mortgage
      Loan. Immediately prior to the transfer and assignment to the Purchaser,  the Mortgage
      Loan, including the Mortgage Note and the Mortgage,  were not subject to an assignment sale or pledge  to any  person  other  than  Purchaser  and the  Company  had good and marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the  Purchaser  free and clear of any  encumbrance,  equity, lien, pledge,  charge, claim or security interest and has the full right and authority subject to no interest or  participation  of, or agreement  with, any other party,  to sell and assign the Mortgage Loan  pursuant to this  Agreement and the related Bill of
      Sale  and  following  the  sale of the  Mortgage  Loan,  the  Purchaser  will own such
      Mortgage  Loan  free and clear of any  encumbrance,  equity,  participation  interest, lien, pledge,  charge,  claim or security interest.  The Company intends to relinquish all rights to possess,  control and monitor the Mortgage Loan, except for the purposes of  servicing  the  Mortgage  Loan as set forth in this  Agreement.  After the related
      Closing Date,  the Company will not have any right to modify or alter the terms of the sale of the  Mortgage  Loan and the Company will not have any  obligation  or right to repurchase the Mortgage Loan or substitute  another Mortgage Loan,  except as provided in this  Agreement,  the related Master  Commitment or the related Bill of Sale, or as otherwise  agreed to by the  Company and the  Purchaser;.  The  Company  acquired  any right,  title and  interest  in and to the  Mortgage  Loans in good faith and  without notice of any adverse claim;

            xxix  For all adjustable  rate Mortgage  Loans:  the Mortgage  Interest Rate for each  Mortgage  Loan is fixed for an initial  period as described in the Mortgage Loan
      Schedule.  Subsequent to the first  Adjustment  Date,  the Mortgage Note is payable in monthly  installments  of principal and interest,  which  installments  are subject to change due to the adjustments to the Mortgage  Interest Rate on each Adjustment  Date, with interest  calculated and payable in arrears,  sufficient to amortize the Mortgage
      Loan fully by the stated  maturity date, over an original term of not more than thirty years from  commencement  of  amortization.  Principal  payments on the Mortgage  Loan commenced no more than sixty (60) days after the funds were  disbursed  in  connection with the Mortgage  Loan.  Monthly  payments of interest are calculated on the basis of a year  comprised of twelve 30-day  months.  No adjustable  rate Mortgage Loan permits conversion to a fixed interest rate and all interest rate  adjustments  have been made in compliance with applicable law and the terms of the Mortgage Note.

                  If the Mortgage Loan provides that the interest rate may be adjusted,  all of the  terms  of the  Mortgage  pertaining  to  interest  rate  adjustments,  payment adjustments and adjustments of the outstanding principal balance are enforceable,  all such  adjustments  have been made in strict  compliance with federal,  state and local law and in  accordance  with the terms of the Mortgage Loan  Documents,  including the mailing  of  required  notices,  and such  adjustments  do not and will not affect the priority of the Mortgage  lien.  With respect to each  Mortgage  Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the Mortgage Loan to determine  whether  interest rate  adjustments  have been made in accordance  with the terms of the Mortgage Note and Mortgage.

            On the related Closing Date and until the initial  Adjustment Date, the Mortgage
      Interest  Date is and  shall be as set forth on the  Mortgage  Loan  Schedule.  On the initial  Adjustment  Date  set  forth  on  the  Mortgage  Loan  Schedule,  and  on the
      Adjustment Dates occurring as described on the Mortgage Loan Schedule thereafter,  the
      Mortgage  Interest  Rate is subject to a new Mortgage  Interest Rate equal to the then current  Index rate plus the Gross  Margin set forth on the  Mortgage  Loan  Schedule,
      (rounded up or down to the nearest 0.125%),  subject to the Initial Rate Cap, Periodic
      Rate Cap, Maximum Mortgage  Interest Rate and Minimum Mortgage Interest Rate set forth on the Mortgage Loan  Schedule.  Each  Mortgage Note requires a monthly  payment which is  sufficient  (a) during the period  prior to the first  adjustment  to the Mortgage
      Interest  Rate,  to fully  amortize the original  principal  balance over the original term  thereof and to pay  interest  at the related  Mortgage  Interest  Rate,  and (b)
      during the period  following each  Adjustment  Date, to fully amortize the outstanding principal  balance as of the first day of such period over the then  remaining term of such  Mortgage Note and to pay interest at the related  Mortgage  Interest  Rate.  The
      Mortgage  Notes provide that when the Mortgage  Interest Rate changes on an Adjustment
      Date, the then  outstanding  principal  balance will be reamortized over the remaining life of the Mortgage Loan;

      xxx         The Mortgage  contains a provision for the  acceleration of the payment of the unpaid  principal  balance of the  Mortgage  Loan in the event that the  Mortgaged
      Property is sold or  transferred  without the prior  written  consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

      xxxi  Each of the Mortgage and the  Assignment of Mortgage is in  recordable  form and is acceptable for recording under the laws of the  jurisdiction in which the Mortgaged
      Property is located;

      xxxii       The  Mortgagor  has not  notified  the  Company,  and the  Company  has no knowledge of any relief  requested or allowed to the Mortgagor under the Soldiers' and
      Sailors' Civil Relief Act of 1940;

      xxxiii      There exists no violation of any local,  state,  or federal  environmental law, rule or regulation  with respect to the Mortgaged  Property  which  violation has or could  have a  material  adverse  effect  on the  market  value  of such  Mortgaged
      Property.  The Company has no knowledge of any pending  action or proceeding  directly involving the related  Mortgaged  Property in which compliance with any  environmental law,  rule or  regulation  is an issue;  and  nothing  further  remains  to be done to satisfy in full all  requirements of each such law, rule or regulation  constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

      xxxiv For each  Mortgage  Loan,  the related  Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments  specified to be included therein;

      xxxv  Each Mortgage  Note,  each Mortgage,  each  Assignment of Mortgage and any other documents  required  pursuant  to  this  Agreement  to be  delivered  by  the  Company hereunder has been delivered to the Purchaser or its designee;

      xxxvi The  Mortgage  Note is  payable  on the  first  day of each  month.  Except  for construction  to permanent  Mortgage Loans  acceptable to Fannie Mae under the chapter
      of  the  Fannie  Mae  Guide   entitled   "Conversions   of   Construction-to-Permanent
      Financing",  no Mortgage  Loan was  originated  based on an  appraisal  of the related
      Mortgaged  Property  made prior to  completion  of  construction  of the  improvements
      thereon.   No  Mortgage  Loan  was  made  in  connection  with  the   construction  or
      rehabilitation  of a Mortgaged  Property or facilitating the trade-in or exchange of a
      Mortgaged  Property.  For new construction  Mortgage Loans, the related  appraisal may be based on plans and specifications with a final inspection;

      xxxvii      The Company  used no selection  procedures  that  identified  the Mortgage
      Loans as being less desirable or valuable than other comparable  mortgage loans in the
      Company's  portfolio;  No statement,  tape,  diskette,  form, report or other document furnished  or to be  furnished  by  Company  pursuant  to this  Agreement,  the Master
      Commitment  or the  related  Bill of  Sale  or in  connection  with  the  transactions contemplated  hereby  contains  or  will  contain  any  statement  that  is or will be inaccurate  or  misleading  in any material  respect or omits to state a material fact required to be stated  therein or necessary  to make the  information  and  statements therein not misleading;

      xxxviii           No fraud, error, negligence,  misrepresentation or material omission of fact with respect to a Mortgage  Loan has taken place on the part of the Company or the  Mortgagor  or any other party  involved in the  origination  or  servicing of the
      Mortgage Loan;

      xxxix The  Mortgagor  has  received  and has  executed,  where  applicable,  prior  to origination of the Mortgage Loan, all disclosure and rescission  materials required by applicable law with respect to the making of the Mortgage Loan;

      xl    The  Company  is  either,  and each  Mortgage  Loan was  closed in the name of a creditor which is either,  a savings and loan  association,  savings bank,  commercial bank, credit union,  insurance company or similar  institution which is supervised and examined by a federal or State authority,  or by a mortgagee approved by the Secretary of Housing  and Urban  Development  pursuant  to Section  203 and 211 of the  National
      Housing Act;

            xli   No first lien  Mortgage Loan has a  Loan-to-Value  Ratio in excess of 95%, unless  specified in the related  Mandatory  Trade Term Sheet. No second lien Mortgage
      Loan has a CLTV in  excess  of 100%.  Each  Mortgage  Loan  with an LTV  greater  than
      80.00%,  is and will be subject to a Primary  Mortgage  Insurance  Policy  issued by a
      Qualified  Insurer which  provides  coverage in an amount at least equal to that which would be  required  by Fannie  Mae and  Freddie  Mac if such  Mortgage  Loan was being delivered  for sale to,  and/or  securitization  by,  Fannie Mae or Freddie Mac unless the  requirement  for Primary  Mortgage  Insurance  is waived in  accordance  with the underwriting  guidelines  attached to the Master  Commitment.  All  provisions of such
      Primary  Mortgage  Insurance Policy have been and are being complied with, such policy is in full force and  effect,  and all  premiums  due  thereunder  have been paid.  No
      Mortgage  Loan  requires  payment  of such  premiums,  in  whole  or in  part,  by the
      Purchaser.  No action,  inaction,  or event has  occurred and no state of facts exists that has, or will result in the  exclusion  from,  denial of, or defense to  coverage.
      Any  Mortgage  Loan  subject to a Primary  Mortgage  Insurance  Policy  obligates  the
      Mortgagor  thereunder to maintain the Primary Mortgage Insurance Policy and to pay all
      premiums  and charges in  connection  therewith.  The mortgage  interest  rate for the
      Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such  insurance premium.  None of the Mortgage Loans are covered by a "lender-paid"  Primary  Mortgage
      Insurance Policy;

      xlii  The Company has no knowledge of any  circumstances  or condition with respect to the  Mortgage,  the  Mortgaged  Property,  the  Mortgagor  or the  Mortgagor's  credit standing that could  reasonably be expected to cause purchasers to regard the Mortgage
      Loan as an unacceptable  investment,  cause such Mortgage Loan to become delinquent or adversely affect the value or the  marketability of the Mortgage Loan. The Company did not select the  Mortgage  Loans sold to  Purchaser  based on any adverse  selection of mortgage  loans in its portfolio  that met  Purchaser's  purchase  parameters for this transaction  (as such  parameters  are set forth in the related  Mandatory  Trade Term
      Sheet),  including  without  limitation,  the location or  condition of the  Mortgaged
      Property,  payment  pattern of the  borrower or any other  factor  that may  adversely affect the  expected  cost of  foreclosing,  owning or holding the  Mortgage  Loans or related Mortgaged  Property or collecting the insurance or guarantee  proceeds related thereto;

      xliii Each  Mortgage  Loan was  originated  by or for the  Company  pursuant  to,  and conforms  with,  the  Company's  underwriting  guidelines  set  forth  in the  Product
      Highlights  ("Highlights")  attached as Exhibit (8) hereto which  Highlights  shall be updated  from time to time and shall be provided to Purchaser  for approval  with each update.  Underwriting  guidelines not  specifically  stated in the Highlights shall be governed by agency industry standards.

            xliv  Intentionally Omitted;

            xllv  Single Premium Credit Life Insurance.     None  of  the  proceeds  of  the
Mortgage  Loan were used at  origination  to finance  single-premium  credit life  insurance policies.

            xlvi  Prepayment  Fee.  With respect to each Mortgage Loan that has a Prepayment
Fee feature,  each such  Prepayment Fee is  enforceable  and will be enforced by the Seller, and each Prepayment Fee is permitted  pursuant to federal,  state and local law. No Mortgage
Loan will  impose a  Prepayment  Fee for a term in excess of five  years  from the date such
Mortgage  Loan was  originated.  For each  Mortgage  Loan  that has a  Prepayment  Fee,  the
Prepayment  Fee is at least equal to six months  interest at the related  Mortgage  Interest
Rate on the  amount  prepaid  in excess of 20% of the  original  principal  balance  of such
Mortgage Loan;

            xlvii Ground   Lease.   Notwithstanding   anything  to  the   contrary  in  this
Agreement,  with respect to each  Mortgage  Loan secured in whole or in part by the interest of the  Mortgagor  as a lessee  under a ground  lease of a  Mortgaged  Property  (a  "Ground
Lease"):  (i) such Ground Lease is valid,  in good  standing,  and in full force and effect;
(ii) the lessee is not in default  under any  provision of the lease;  (iii) the term of the
Ground Lease exceeds the maturity  date of the related  Mortgage Loan by at least ten years;
(iv) the mortgagee  under the Mortgage Loan is given at least 30 days' notice of any default and an  opportunity  to cure  any  defaults  under  the  Ground  Lease  or to take  over the
Mortgagor's  rights  under the Ground  Lease;  (v) the Ground  Lease  does not  contain  any default  provisions  that could give rise to forfeiture or  termination  of the Ground Lease except for the  non-payment  of the Ground Lease rents;  and (vi) the Ground Lease  provides that the leasehold  can be  transferred,  mortgaged and sublet an unlimited  number of times either  without  restriction  or on payment of a reasonable  fee and delivery of  reasonable documentation to the lessor;

            xlviii      Proprietary  Lease.  With respect to each Cooperative Loan (i) there is no provision in the Proprietary  Lease which requires the Mortgagor to offer for sale the shares  owned  by such  Mortgagor  first  to the  Cooperative  for a  price  less  than  the outstanding  amount of the Cooperative Loan, (ii) there is no prohibition in the Proprietary
Lease  against  pledging  such  shares or  assigning  the  Proprietary  Lease  that has been violated  in  connection  with the  origination  of the  Cooperative  Loan,  and  (iii)  the
Recognition  Agreement  provided  by the  Cooperative  is  substantially  in the form of the
"AZTECH" form of agreement or includes  provisions  which are not materially  less favorable to the lender than those of such AZTECH form of agreement;

            xlvix Cooperative  Loans.  With  respect  to each  Cooperative  Loan,  as of the closing of such  Cooperative  Loan, the Company  obtained  evidence that, if the Cooperative
Building  is in a  federally  designated  flood  area,  a flood  insurance  policy  has been obtained in an amount equal to at least that required by  applicable  law,  which  insurance the Cooperative is obligated to maintain at the Cooperative's cost and expense;

            xlvl  Cooperative  Loans.  With  respect  to each  Cooperative  Loan,  as of the
Closing Date, such Cooperative Loan is secured by shares held by a  "tenant-stockholder"  of a  corporation  that  qualifies as a  "cooperative  housing  corporation"  as such terms are defined in Section  216(b)(1) of the Internal  Revenue Code of 1986, as amended,  and to the best of the Company's  knowledge,  no Cooperative is subject to proceedings  which would, if adversely  determined,  result in such  Cooperative  losing  its  status  as a  "cooperative housing  corporation"  under  Section  216(b)(1)  of the Internal  Revenue Code of 1986,  as
amended; and

            xlv   Cooperative  Loans.  With respect to each  Cooperative  Loan,  the related
Mortgage  creates  a  perfected  first  priority  security  interest  in  the  stock  in the
Cooperative and the Proprietary Lease of the related  Cooperative Unit which were pledged to secure such  Cooperative  Loan,  and the  Cooperative  owns the  Cooperative  building as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

            Subsection 7.03.  Remedies  for  Breach  of   Representations   and  Warranties;
Failure to Deliver Mortgage Loan Documents Within Required Time Period;  Near-term  Payment
Defaults.

            It is understood and agreed that the agreements, covenants,  representations and warranties  of Company set forth in this  Agreement,  the Master  Commitment,  the Mandatory
Trade Term Sheet and the related Bill of Sale shall  survive the sale of the Mortgage  Loans
(and the  Servicing  Rights if Servicing  Released) to the  Purchaser and shall inure to the benefit of the Purchaser,  notwithstanding  any restrictive or qualified  endorsement on any
Mortgage Note or Assignment of Mortgage or the  examination  or lack of  examination  of any
Mortgage  File.  Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing  representations  and warranties  which  materially and adversely  affects the value of the Mortgage Loans (or the Servicing Rights if Servicing  Released) or the interest of the Purchaser  therein (or which materially and adversely affects the value of a Mortgage
Loan (or related  Servicing Rights if Servicing  Released) or the interests of the Purchaser in the related Mortgage Loan (including the Servicing Rights thereon if Servicing  Released)
in the case of a representation  and warranty  relating to a particular  Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

            Within  sixty (60) days of the earlier of either  discovery  by or notice to the
Company of any  breach of a  representation  or  warranty  which  materially  and  adversely affects  the  value  of a  Mortgage  Loan or the  Mortgage  Loans,  or the  interest  of the
Purchaser  therein,  the Company shall use its best efforts  promptly to cure such breach in all  material  respects  and, if such breach  cannot be cured,  the  Company  shall,  at the
Purchaser's  option,  repurchase such Mortgage Loan (including the related  Servicing Rights if  Servicing  Released)  at  the  Repurchase  Price.  In the  event  that  a  breach  which materially  and  adversely  affects  the value of all or some of the  Mortgage  Loans  shall involve any  representation  or warranty set forth in Subsection 7.01 and such breach cannot be cured  within  sixty  (60) days of the  earlier of either  discovery  by or notice to the
Company of such breach,  all of the Mortgage Loans  (including the related  Servicing Rights if Servicing  Released) shall, at the Purchaser's  option,  be repurchased by the Company at the Repurchase  Price.  Any  repurchase of a Mortgage Loan or Mortgage Loans  (including the corresponding  Servicing Rights if Servicing Released) pursuant to the foregoing  provisions of this  Subsection  7.03 shall occur on a date  designated  by the  Purchaser  and shall be accomplished  by wire transfer of immediately  available  funds on the repurchase date to an account designated by the Purchaser as set forth in Exhibit 12.

            In the event either of the first three (3) scheduled  Monthly Payments which are due under any Mortgage Loan after the related  Closing Date are not made during the month in which  such  Monthly  Payments  are due,  then not later than five (5)  Business  Days after notice to the Company by Purchaser  (and at  Purchaser's  sole option),  the Company,  shall repurchase  such  Mortgage  Loan  (including  the  Servicing  Rights  thereon  if  Servicing
Released) from the Purchaser and the Servicing Rights Owner if Servicing  Released  pursuant to the  repurchase  provisions  contained  in  this  Subsection  7.03.  Notwithstanding  the foregoing,  if any such payments are not made in the month they are due and such non-payment is a result of the  transfer of  servicing  of the  Mortgage  Loan to Company,  then Company shall not be obligated to  repurchase  such  Mortgage  Loan if such payment is made within 2 weeks of the end of the month it was due.

            If the Mortgage  Loan  Documents  are not delivered to Purchaser or its designee by the time periods set forth in Section 6.03,  then, at Purchaser's  option,  Company shall immediately  repurchase each Mortgage Loan to which the timing  requirements of Section 6.03 have not been met for the repurchase price set forth above.  Notwithstanding anything to the contrary herein, Company shall have no right to cure any violation of Section 6.03.

            At the time of  repurchase,  the  Purchaser,  the  Servicing  Rights  Owner,  if
Servicing  Released,  and the Company shall arrange for the  reassignment of the repurchased
Mortgage Loan and/or the related  Servicing  Rights,  as applicable,  to the Company and the delivery to the Company of any documents held by the Purchaser  and/or the Servicing  Rights
Owner and their respective  designees relating to the repurchased Mortgage Loan or Servicing
Rights,  as  applicable.  Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be  amended to reflect  the  withdrawal  of the  repurchased  Mortgage  Loan from this
Agreement.

            In addition to such cure and repurchase obligation,  the Company shall indemnify the Purchaser (and the Servicing Rights Owner if Servicing  Released) and hold them harmless against any losses, damages, penalties,  fines, forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses  resulting from any claim, demand,  defense or assertion  based on or grounded  upon,  or resulting  from any assertion based  on,  grounded  upon or  resulting  from a  breach  or  alleged  breach  of any of the representations  and warranties  contained in this Section 7 or a failure to comply with the requirements  of Section  6.03. In addition to the  obligations  of the Company set forth in this Subsection  7.03, the Purchaser (and Servicing  Rights Owner if Servicing  Relased) may
pursue any and all  remedies  otherwise  available at law or in equity,  including,  but not limited to, the right to seek damages.

            Any cause of action  against  the  Company  relating  to or  arising  out of the breach of any  representations  and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan (or Servicing  Rights if Servicing  Released)  upon (i) discovery of such  breach  by the  Purchaser  or notice  thereof  by the  Company  to the  Purchaser  and
(Servicing  Rights  Owner if Servicing  Released),  (ii) failure by the Company to cure such breach  or  repurchase  such  Mortgage  Loan  and/or,  if  applicable,  Servicing  Rights as specified  above,  and (iii) demand upon the Company by the Purchaser  (or Servicing  Rights
Owner if Servicing Released) for compliance with the relevant provisions of this Agreement.

      SECTION 8.  Closing.    The  closing  for the  Mortgage  Loans shall take place on the related  Closing Date. At the Purchaser's  option,  the closing shall be either by telephone and  facsimile,  confirmed  by Letter or wire as the parties  shall  agree,  or conducted in person, at such place as the parties shall agree.

            Subsection 8.1    Conditions to Purchaser's Obligations.

            The  obligation  of Purchaser to purchase the Mortgage  Loans (and the Servicing
Rights if Servicing  Released) on the related Closing Date is subject to the satisfaction at or prior to the related  Closing  Date of each of the  following  conditions  (any or all of which may be waived by Purchaser):

            (a)   Representations  and Warranties  Correct.  Each of the representations and warranties of Company contained in this Agreement, the Master Commitment,  the related
      Mandatory  Trade Term Sheet and the related  Bill of Sale shall be true and correct as of the related Closing Date.

            (b)   Compliance  with  Covenants.  Company  shall  have  performed  and  be  in compliance with, in all material respects, all of its respective covenants,  acts, and obligations  to be  performed  on or prior to the  related  Closing  Date  under  this
      Agreement,  the Master  Commitment,  the related  Confirmation  Letter and the related
      Bill of Sale.

            (c)   Closing  Documents.   Company  shall  have  executed  and  delivered  this
      Agreement and the related Bill of Sale and all other  Closing  Documents and all other documents required to be delivered by Company hereunder.

            (d)   Corporate  Actions.  All corporate,  partnership  and other acts necessary to authorize  the  execution,  delivery,  and  performance  of this  Agreement and the related Bill of Sale and the consummation of the transactions  contemplated  hereunder shall have been taken by Company.

            Subsection 8.2    Conditions to Company's Obligations.

            The obligation of Company to sell the Mortgage  Loans (and the Servicing  Rights if Servicing  Released) on the related  Closing  Date is subject to the  satisfaction  at or prior to the related  Closing Date of each of the following  conditions (any or all of which may be waived by Company):

            (a)   Purchase  Price.  The  related  Purchase  Price,   plus  accrued  interest
      pursuant  to  Section  4, shall have been  delivered  to Company by wire  transfer  of immediately available funds pursuant to Company's reasonable instructions.

            (b)   Compliance  with  Covenants.  The Purchaser shall have performed and be in compliance with, in all material respects, all of its respective covenants,  acts, and obligations  to be performed  under this  Agreement,  the related  Commitment  and the related Bill of Sale.

            (c)   Closing  Documents.  Purchaser  shall have  executed  and  delivered  this
      Agreement and the related Bill of Sale.

(d)   Corporate   Actions.   All  corporate  and  other  acts  necessary  to  authorize  the execution,  delivery,  and performance of this Agreement,  the Master Commitment,  the related  Mandatory Trade Term Sheet and the related Bill of Sale and the  consummation of the transactions contemplated hereunder shall have been taken by Purchaser.

      SECTION 9.  Closing Documents.

            The  Closing  Documents  for the  Mortgage  Loans (and the  Servicing  Rights if
Servicing  Released)  to be purchased  on the related  Closing  Date shall  consist of fully executed originals of the following documents:

            1.    for the first Closing Date, this Agreement, in two (2) counterparts;

            2.    upon the request of Purchaser,  before the first Closing Date, a Custodial
                  Account Letter Agreement in the form attached as Exhibit 3 hereto;

3.    upon the  request of  Purchaser,  before the first  Closing  Date,  an Escrow  Account
                  Letter Agreement in the form attached as Exhibit 4 hereto;

4.    the related  Mortgage  Loan  Schedule,  one copy to be attached to the related Bill of
                  Sale;

5.    the related Bill of Sale;

6.    before  the first  Closing  Date an  Officer's  Certificate  of the  Company in a form acceptable to the Purchaser;

7.    before the first Closing Date and on other  Closing Dates as Purchaser may  reasonably request,  an Opinion of Counsel to the Company,  in a form  acceptable  to the Purchaser; and

8.    such other  documents  related to the purchase and sale of the Mortgage Loans (and the
                  Servicing  Rights if Servicing  Released) as the Purchaser may  reasonably request.

            SECTION 10. Costs;  Assignments.  The Purchaser  shall pay any  commissions  due its  salesmen,  the expenses of its  accountants  and attorneys and the expenses and fees of any  broker  retained  by the  Purchaser  with  respect to the  transaction  covered by this
Agreement.  All other  costs and  expenses  incurred in  connection  with the  transfer  and delivery  of the  Mortgage  Loans and related  Servicing  Rights if  applicable,  including, without  limitation,  fees for the preparation  and recording of intervening  assignments of
Mortgage  and  Assignments  of  Mortgage,  (including  any fee to any nominal  holder of the
Mortgage to assign the  Mortgage  electronically)  any  termination  fees owed to  Company's document custodian,  any costs relating to transfer of the Mortgage File, and other Mortgage
Loan records to Purchaser,  the costs of delivering  complete  master file tape  information and other  electronically  stored  information to the Purchaser,  the costs of notifying the
Mortgagors,  hazard and flood insurance  companies and other third parties as required,  the costs of  transferring  "lifetime" tax service  contracts (as described in Section 14.01) to the  Purchaser,  the costs of  transferring  "lifetime"  flood  certification  contracts (as described  in  Section  14.02) to the  Purchaser,  and the legal  fees and  expenses  of its attorneys  shall be paid by the Company.  Upon  Purchaser's  request,  the Company  shall be responsible  for  the  recordation  of all  Assignments  of  Mortgage  and  all  intervening assignments of mortgage, as applicable.

            SECTION 11. Company's Servicing  Obligations.  Company, as independent  contract servicer,  shall service and  administer  the Mortgage  Loans prior to a  Reconstitution  in accordance  with the terms and  provisions  set forth in this Agreement and in the Servicing
Addendum  attached hereto as Exhibit 5, which Servicing  Addendum is incorporated  herein by reference.  The Company  shall not take,  or fail to take,  any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

            Subsection 11.01. Cooperation of Company with a
      Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Closing Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)    one or more  third  party  purchasers  in one or more in whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit 8 hereto, or, at
Purchaser's  request, a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively  the agreements referred to herein are designated, the "Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of
Company than are contained in this Agreement.

      With respect to each Whole Loan Transfer and each  Pass-Through  Transfer entered into by the  Purchaser,  the Company  agrees (1) to cooperate  fully with the  Purchaser  and any prospective  purchaser  or  rating  agencies,  surety  companies,  accountants,  prospective investors,  and  prospective  purchasers of servicing  rights with respect to all reasonable
requests  and  due  diligence   procedures;   (2)  to  execute,   deliver  and  perform  all
Reconstitution  Agreements required by the Purchaser; (3) to restate the representations and warranties  set forth in this  Agreement as of the  settlement or closing date in connection with such  Reconstitution  (each,  a  "Reconstitution  Date";  and (4) provide EMC  Mortgage
Corporation with a electronic copy of the monthly reporting  information with respect to any
Mortgage Loan included in a  Reconstitution.  In that connection,  the Company shall provide to such  servicer  or  issuer,  as the  case  may be,  and any  other  participants  in such
Reconstitution:  (i) any and all information  (including  servicing  portfolio  information)
and appropriate  verification of information  (including  servicing  portfolio  information)
which may be reasonably  available to the Company,  whether  through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other participant shall request upon
reasonable  demand;  and  (ii)  such  additional  representations,   warranties,  covenants,
opinions  of counsel,  letters  from  auditors,  and  certificates  of public  officials  or officers of the Company as are  reasonably  agreed upon by the Company and the  Purchaser or any such other  participant.  In connection  with each  Pass-Through  Transfer,  the Company agrees  to  provide  reasonable  and  customary  indemnification  to the  Purchaser  and its affiliates for disclosure  contained in any offering document relating to the Company or its affiliates,  the Mortgage Loans and the  underwriting  standards of the Mortgage Loans.  The
Purchaser shall be responsible for the costs relating to the delivery of such information.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Bill of Sale,  and with respect  thereto this  Agreement  and the related Bill of Sale shall remain in full force and effect.

      SECTION 12. The Company.

            Subsection 12.01  Indemnification

            The Company  agrees to indemnify the  Purchaser and the Servicing  Rights Owner, if applicable,  and hold them harmless from and against any and all claims, losses, damages, penalties,  fines,  forfeitures,  legal fees and  related  costs,  judgments,  and any other costs, fees and expenses  (including,  without  limitation,  reasonable  attorney's fees and expenses)  that the Purchaser or the  Servicing  Rights Owner may sustain in any way related to (i) any act or omission on the part of the Company in receiving,  processing,  funding or servicing any Mortgage Loan or otherwise  arising from the transfer of the Servicing  Rights if applicable,  provided for in this Agreement;  (ii) Company's inability to effect or cause the transfer of the Servicing  Rights to Purchaser  unless such inability is the sole result of any act or  omission  of the  Purchaser;  (iii) the  failure of the Company to perform in any way its duties to service  the  Mortgage  Loans in strict  compliance  with the terms of this Agreement; and (iv) for breach of any obligation, covenant,  representation or warranty of the Company  contained  herein.  In addition to the  obligations of the Company set forth in this  Subsection  12.01,  the Purchaser and Servicing  Rights Owner,  if applicable,  may pursue any and all  remedies  otherwise  available at law or in equity,  including,  but not limited to, the right to seek damages.  The Company shall  immediately  notify the Purchaser and  Servicing  Rights  Owner,  if  applicable,  if a claim  is made by a third  party  with respect to this Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser and Servicing  Rights Owner and with counsel  reasonably  satisfactory  to the Purchaser and
Servicing  Rights  Owner) the defense of any such claim and pay all  expenses in  connection therewith,  including counsel fees, and promptly pay,  discharge and satisfy any judgment or decree  which may be entered  against  it or the  Purchaser  or  Servicing  Rights  Owner in
respect of such claim but failure to so notify the  Purchaser  and  Servicing  Rights  Owner shall not limit its  obligations  hereunder.  The Company agrees that it will not enter into any  settlement of any such claim without the consent of the Purchaser and Servicing  Rights
Owner,  as  applicable.  The  provisions of this Section 12.01 shall survive  termination of this Agreement.

            Subsection 12.02. Merger or Consolidation of the Company.

            The  Company  shall  keep in full force and  effect  its  existence,  rights and franchises as a federal  savings bank doing  business under the laws of the United States of
America except as permitted  herein,  and shall obtain and preserve its  qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification  is or shall be necessary to protect the validity and  enforceability  of this  Agreement or any of the Mortgage Loans, and to enable the Company to perform its duties under this Agreement.

            Any  Person  into  which  the  Company  may be merged  or  consolidated,  or any corporation  resulting  from any merger,  conversion or  consolidation  to which the Company shall be a party,  or any Person  succeeding  to the business of the  Company,  shall be the successor  of the Company  hereunder,  without the  execution  or filing of any paper or any further  act on the part of any of the  parties  hereto,  anything  herein  to the  contrary notwithstanding;  provided,  however,  that the successor or surviving  Person shall satisfy any  requirements  of Section 15 with  respect to the  qualifications  of a successor to the
Company.

            Subsection 12.03. Limitation on Liability of the Company and Others.

            Neither the Company nor any of the officers,  employees or agents of the Company shall be under any liability to the Purchaser for any action taken,  or for refraining  from the taking of any action,  in good faith in  connection  with the interim  servicing  of the
Mortgage Loans pursuant to this  Agreement,  or for errors in judgment;  provided,  however, that this  provision  shall not protect the Company or any such person against any breach of warranties or  representations  made herein, or failure to perform its obligations in strict compliance  with any standard of care set forth in this  Agreement,  or any liability  which would  otherwise  be  imposed by reason of any  breach of the terms and  conditions  of this
Agreement.  The Company and any  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by any Person respecting any matters arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action which is not  incidental to its  obligation to sell, or duty to service,  the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any  expenses or  liability;  provided,  however,  that the
Company may, with the consent of the Purchaser,  undertake any such action which it may deem necessary  or  desirable  in  respect  to this  Agreement  and the  rights and duties of the parties  hereto.  In such  event,  the  legal  expenses  and  costs of such  action  and any liability  resulting  there  from shall be  expenses,  costs and  liabilities  for which the
Purchaser  shall be liable,  the Company shall be entitled to  reimbursement  therefore from the Purchaser  upon written  demand except when such  expenses,  costs and  liabilities  are subject to the Company's indemnification under Subsections 7.03 or 12.01.

            Subsection 12.04  Company Not to Resign.

            The Company shall not assign this Agreement or resign from the  obligations  and duties  hereby  imposed on it except by mutual  consent of the Company and the  Purchaser or upon the determination  that its servicing duties hereunder are no longer  permissible under applicable  law and such  incapacity  cannot  be cured by the  Company  in which  event  the
Company may resign as servicer.  Any such  determination  permitting the  resignation of the
Company as servicer shall be evidenced by an Opinion of Counsel to such effect  delivered to the Purchaser  which  Opinion of Counsel  shall be in form and  substance  acceptable to the
Purchaser.  No such resignation  shall become effective until a successor shall have assumed the Company's  responsibilities and obligations  hereunder in the manner provided in Section
15.

            Subsection 12.05. No Transfer of Servicing.

            With respect to the retention of the Company to service the Mortgage Loans,  the
Company   acknowledges  that  the  Purchaser  has  acted  in  reliance  upon  the  Company's independent status, the adequacy of its servicing facilities,  plant, personnel, records and procedures,  its integrity,  reputation and financial standing and the continuance  thereof.
Without in any way limiting the  generality  of this  Section,  the Company shall not either assign this Agreement or the servicing  hereunder or delegate its rights or duties hereunder or any portion  thereof,  or sell or otherwise  dispose of all or  substantially  all of its property or assets, without the prior written approval of the Purchaser,  which consent will not be unreasonably withheld.  Notwithstanding the foregoing,  Company may retain Waterfield
Mortgage  Company as a  subservicer  hereunder  to  perform  all of  Company's  subservicing obligations, but Company agrees that it remains liable for its obligations hereunder.

      SECTION 13. Default

            Subsection 13.01. Events of Default; Termination.

            In case one or more of the  following  Events of  Default by the  Company  shall occur and be continuing, that is to say:

               (i)      any  failure by the  Company to remit to the  Purchaser  any payment required  to be made under the terms of this  Agreement  which  continues  unremedied  for a period of one (1)  Business  Day or failure to timely remit to Purchaser or its designee any
Mortgage Loan  Documents in Section 6.03,  for which failure  Company shall have no right to remedy such default as provided below; or

              (ii)      failure  on the part of the  Company  duly to  observe or perform in any material  respect any other of the  covenants or  agreements  on the part of the Company set forth in this Agreement, the Master Commitment,  the related Mandatory Trade Term Sheet, or the  related  Bill of Sale which  continues  unremedied  for a period of thirty (30) days
(except  that such number of days shall be fifteen  (15) in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement) after the date on which written notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

             (iii)      a decree  or order of a court or  agency  or  supervisory  authority having  jurisdiction  for the  appointment of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets and  liabilities or similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against  the  Company  and  such  decree  or order  shall  have  remained  in force undischarged or unstayed for a period of sixty (60) days; or

              (iv)      the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and  liabilities  or similar  proceedings  of, or relating  to, the Company or of, or relating to, all or substantially all of its property; or

               (v)      the Company  shall admit in writing its  inability  to pay its debts generally  as  they  become  due,  file a  petition  to  take  advantage  of any  applicable insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

              (vi)      failure  by the  Company  to be in  compliance  with the  applicable
"doing  business"  or  licensing  laws of any  jurisdiction  where a  Mortgaged  Property is located; or

                   (vii)      the  Company  ceases to be  approved  by either  Fannie Mae or
Freddie Mac  as a mortgage loan seller or servicer for more than thirty days;

            (viii)      the Company attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder; or

               (ix)           the Company has breached any of Company's representations or warranties in this Agreement which breach remains unremedied for 30 days.

            then,  and in each and every such case, so long as an Event of Default shall not have been remedied,  the Purchaser,  by notice in writing to the Company may, in addition to whatever  rights the  Purchaser may have at law or equity to damages,  including  injunctive relief and specific performance,  terminate all the rights and obligations of the Company as servicer under this  Agreement,  terminate this  Agreement,  and terminate any obligation of
Purchaser  under the Master  Commitment and any related  Mandatory  Trade Term Sheet.  On or after the receipt by the Company of such  written  notice,  all  authority  and power of the
Company to service the Mortgage  Loans under this  Agreement  shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

            Subsection 13.02. Intentionally Omitted.

            Subsection 13.03.       Waiver  of  Defaults.   The   Purchaser  may  waive  any
default  by  the  Company  in  the  performance  of  its   obligations   hereunder  and  its
consequences.  Upon any such waiver of a past  default,  such default  shall cease to exist, and any Event of Default  arising there from shall be deemed to have been remedied for every purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 14. Termination;  Servicing  Transfer for Servicing  Released  Mortgage
Loans. With respect to a Mortgage Loan sold Servicing Released,  the respective  obligations and  responsibilities  of the  Company,  as  servicer,  shall  terminate as provided in this
Agreement or the Master  Commitment or the Bill of Sale after Purchaser  provides to Company
60 days written notice of termination  (the "Servicing  Transfer  Date").  Upon request from the Purchaser in connection with any such  termination,  the Company shall prepare,  execute and  deliver,  any and  all  documents  and  other  instruments,  place  in the  Purchaser's possession all Mortgage  Files,  and do or accomplish all other acts or things  necessary or appropriate  to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment  of the Mortgage  Loans and related  documents,  to prepare  notices to the mortgagors and related  insurance  companies,  or otherwise,  at the
Company's  sole  expense.  The  Company  agrees to  cooperate  with the  Purchaser  and such successor  in  effecting  the  termination  of the  Company's  responsibilities  and  rights hereunder as servicer,  including,  without  limitation,  the transfer to such successor for administration  by it of all cash amounts which shall at the time be credited by the Company to the  Custodial  Account or Escrow  Account or  thereafter  received  with  respect to the
Mortgage Loans. The Company shall follow the reasonable  servicing transfer  instructions of the  Purchaser and any successor  servicer  with respect to servicing  transfer  procedures.
Company and Purchaser  will each,  at the request of the other,  execute and deliver to each other all such  documents  that  either  may  reasonably  request  in order to  perfect  the transfer,  assignment  and  delivery  to  Purchaser  of the  Servicing  Rights  to be  sold, transferred,  assigned  and  delivered  as  provided  herein.  The  Company  will  be paid a transfer fee, in the amount of  $50,000.00  provided it complies  with the  requirements  of
Sections 14 through 14.07.

      Subsection 14.01.  Intentionally Omitted.

      Subsection 14.02  Obligations  of the  Company  after the  Termination  of  Servicing
                        Hereunder for Mortgage Loans sold Servicing Released

            Without  limiting the  generality  of Section 14.,  the Company  shall take,  or cause to be taken,  the  following  actions with respect to the Mortgage  Loans within three
(3) Business Days following its  termination  as Servicer  hereunder (or within such time as may otherwise be specified below):

            (a)   Tape.  The Company shall  furnish to the Purchaser all available  computer or like records requested by the Purchaser  reflecting the status of payments,  balances and other pertinent  information with respect to the Mortgage Loans as of the related  Servicing
Transfer Date  (including,  without  limitation,  (i) master file,  (ii) escrow file,  (iii)
payee file, which includes  comprehensive tax and insurance  information  identifying payee, payee address,  next payment due date, next amount payable and policy number/parcel  number,
(iv) ARM master file,  (v) ARM history,  and (vi) all HMDA data  required by the  Agencies).
Such records shall include  magnetic tapes  reflecting all computer files  maintained on the
Mortgage Loans and shall include reports in electronic  format as specifically  requested by the Purchaser;

            (b)   Mortgage  File.  If the Company has not already done so, the Company shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

            (c)   Accounting  Reports.  The Company shall furnish to the Purchaser copies of all accounting  reports relating to the Mortgage Loans as of the related Servicing  Transfer
Date  including,   without   limitation,   a  trial  balance  and  reports  of  collections,
delinquencies,  prepaids, curtailments,  escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

            (d)   Other  Documentation.  The Company shall provide the Purchaser any and all further  documents  reasonably  required by the Purchaser in order to fully  transfer to the
Purchaser  possession of all tangible  evidence of the Servicing Rights and escrow,  impound and trust funds transferred hereunder;

            (e)   Transfer of Escrow Funds and Other  Proceeds.  The Company shall  transfer to the Purchaser,  by wire transfer to the account  designated by the Purchaser,  in Exhibit
11,  an  amount  equal to the sum of (i) the Net  Escrow  Payments,  (ii) all  undistributed insurance  loss draft funds,  (iii) all unapplied  funds  received by the Company,  (iv) all unapplied  interest on escrow  balances  accrued  through the  termination  hereof,  (v) all buydown funds held by the Company as of  termination  hereof and (vi) all other amounts held by the Company  with respect to the Mortgage  Loans as of the  termination  hereof for which the Company is not entitled to retain  (collectively,  the "Escrow  Proceeds").  Within five
(5) Business Days following the Purchaser's receipt of the Escrow Proceeds,  the Company and the Purchaser shall resolve any  discrepancies  between the Company's  accounting  statement and the Purchaser's  reconciliation  with respect  thereto.  No later than ten (10) Business
Days following the related  Servicing  Transfer  Date, the Company or the Purchaser,  as the
case may be, shall transfer to the other,  by wire transfer to the designated  account,  any amounts to which the other party is entitled; and

            (f)   Mortgage  Payments  Received After  Termination of Servicing.  The Company
shall promptly  forward to the Purchaser any payment received by it after the termination of servicing with respect to any of the Mortgage Loans,  whether such payment is in the form of principal,  interest,  taxes,  insurance,  loss  drafts,  insurance  refunds,  etc.,  in the original  form  received,  unless such payment has been received in cash or by the Company's lock  box  facility,  in  which  case the  Company  shall  forward  such  payment  in a form acceptable to the  Purchaser.  The Company shall notify the Purchaser of the  particulars of the payment,  which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

            Subsection 14.03.       Limited  Power of Attorney.  If requested by  Purchaser,
Company  shall furnish to Purchaser a limited power of attorney in the form attached here as
Exhibit 10 appointing  Purchaser  and any of its  employees to act as Company's  attorney in fact to execute  documents  pertaining to the discharge and  satisfaction of Mortgages which were  recorded  in  Company's  name and to endorse  checks  received by the  Purchaser  from
Mortgagor after the Company's termination as Servicer hereunder in the Company's name.

            Subsection 14.04. Supplementary  Information.  From time to time,  Company shall furnish to Purchaser such  information  supplementary  to the  information  contained in the documents and  schedules  delivered  pursuant  hereto and file such reports as Purchaser may reasonably request.

            Subsection 14.06. Reasonable Access.      Company  shall give  Purchaser and its
authorized  representatives  reasonable  access to all  documents,  files,  books,  records, accounts,  offices  and other  facilities  of  Company  related  to the  Mortgage  Loans and
Servicing Rights transferred  hereby, and permit Purchaser to make such inspections  thereof as Purchaser may reasonably request during normal business hours,  provided,  however,  that such  investigation  or  inspection  shall be conducted in such a manner as to not interfere unreasonably with Company's business operations.

            Subsection 14.07. Facilities. Company shall  maintain and employ  throughout the term hereof a sufficient number of qualified  employees to perform the servicing  activities to be carried  out  hereunder  in an  efficient  and  professional  basis as carried  out by
Company when it was the owner of the  Servicing  Rights.  If necessary to perform its duties hereunder,  Company  shall employ  additional  or more  qualified  personnel.  Company shall maintain throughout the term hereof physical facilities from which the servicing  activities can be performed in a manner consistent with the foregoing.

      SECTION 15. Successor  to  the  Company.   Prior  to   termination  of  the  Company's
responsibilities  and duties as servicer under this Agreement  pursuant to Section 13 or 14, the  Purchaser  shall (i)  succeed  to and  assume  all of the  Company's  responsibilities, rights,  duties  and  obligations  as  servicer  under  this  Agreement,  or (ii)  appoint a successor which shall succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company as servicer under this  Agreement.  In connection  with such appointment and assumption,  the Purchaser may make such  arrangements  for the compensation of such successor out of payments on Mortgage  Loans as it and such  successor  shall agree.
In the event that the Company's duties,  responsibilities  and liabilities as servicer under this Agreement should be terminated  pursuant to the  aforementioned  Sections,  the Company shall  discharge  such  duties  and  responsibilities  during  the  period  from the date it acquires  knowledge  of such  termination  until the  effective  date  thereof with the same degree of diligence  and prudence  which it is obligated to exercise  under this  Agreement, and shall take no action  whatsoever  that might impair or prejudice the rights or financial condition of the Purchaser or such  successor.  The  termination  of the Company as servicer pursuant to the  aforementioned  Sections shall not become effective until a successor shall be appointed  pursuant to this  Section 15 and shall in no event  relieve the Company of the representations  and warranties made pursuant to Subsections  7.01 and 7.02 and the remedies available to the Purchaser under  Subsection  7.03 or 12.01, it being  understood and agreed that the provisions of such  Subsections  7.01,  7.02,  7.03 or 12.01 shall be applicable to the Company  notwithstanding  any such  resignation or  termination  of the Company,  or the termination of this Agreement.

      SECTION 16. Notices.  All demands,  notices and  communications  hereunder shall be in writing and shall be deemed to have been duly given if mailed,  by  registered  or certified mail, return receipt  requested,  or, if by other means, when received by the other party at the address as follows:

               (i)      if to the Company:

                        Union Federal Bank of Indianapolis
                        7500 West Jefferson Boulevard
                        Fort Wayne, Indiana 46804
                        Attention: Don Sherman, Chairman
                                  Vince Otto, CFO

                        (ii)        if to the Purchaser:

                        EMC Mortgage Corporation
                        Mac Arthur Ridge, II
                        909 Hidden Ridge Drive, Suite 200
                        Irving, Texas 75038
                        Attention: Ralene Ruyle, President

or such other address as may  hereafter be furnished to the other party by like notice.  Any such demand, notice or communication  hereunder shall be deemed to have been received on the date  delivered to or received at the premises of the addressee (as  evidenced,  in the case of registered or certified mail, by the date noted on the return receipt).

      SECTION 17. [Intentionally Deleted]

      SECTION 18. Severability  Clause. Any part,  provision,  representation or warranty of this  Agreement  which is prohibited or which is held to be void or  unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof.  Any part,  provision,  representation  or  warranty  of this
Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage Loan shall not  invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by  applicable  law, the parties  hereto waive any  provision of law which prohibits or renders void or unenforceable  any provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this Agreement  shall deprive any party of the  economic  benefit  intended  to be  conferred  by this  Agreement,  the  parties  shall negotiate,  in good-faith,  to develop a structure the economic effect of which is nearly as possible  the  same  as the  economic  effect  of  this  Agreement  without  regard  to such invalidity.

      SECTION 19. Counterparts.  This Agreement, the Master Commitment,  any Mandatory Trade
Term  Sheet  and  any  Bill  of  Sale  may  be  executed  simultaneously  in any  number  of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

      SECTION 20. Governing  Law. This Agreement  shall be construed in accordance  with the laws of the State of New York without regard to any conflicts of laws provisions.

      SECTION 21.       Intention  of the Parties.  It is the  intention of the parties that the  Purchaser  is  purchasing,  and the  Company is  selling  the  Mortgage  Loans (and the
Servicing  Rights if  Servicing  Released),  and not a debt  instrument  of the  Company  or another security.  Accordingly,  the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Company,  and a purchase by the  Purchaser,  of the Mortgage Loans (and the Servicing  Rights if Servicing  Released).  The Purchaser  shall have the  right to  review  the  Mortgage  Loans  and the  related  Mortgage  Loan  Files to determine the  characteristics  of the Mortgage  Loans which shall affect the federal income tax  consequences  of owning the  Mortgage  Loans  (and the  Servicing  Rights if  Servicing
Released)  and  the  Company  shall  cooperate  with  all  reasonable  requests  made by the
Purchaser in the course of such review.

      SECTION 22. Successors  and  Assigns.  This  Agreement  shall  bind  and  inure to the benefit  of and  be  enforceable  by the  Company  and  the  Purchaser  and  the  respective successors  and assigns of the  Company and the  Purchaser.  The  Purchaser  may assign this
Agreement to any Person to whom any Mortgage Loan is transferred  whether pursuant to a sale or financing and, if applicable,  to any Person to whom the servicing or master servicing of any  Mortgage  Loan is sold or  transferred.  Upon any such  assignment,  the Person to whom such  assignment is made shall succeed to all rights and  obligations of the Purchaser under this Agreement.  A form of such  assignment is attached as Exhibit 8 hereto.  This Agreement shall not be assigned,  pledged or  hypothecated by the Company to a third party without the consent of the Purchaser.

      SECTION 23. Waivers.  No term or provision of this  Agreement,  the Master  Commitment and any Bill of Sale may be waived or  modified  unless such  waiver or  modification  is in writing and signed by the party  against  whom such waiver or  modification  is sought to be enforced.

      SECTION 24. Exhibits.  The  exhibits to this  Agreement  are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

      SECTION 25. General Interpretive  Principles.  For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

      (a)   the terms defined in this Agreement  have the meanings  assigned to them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

      (b)   accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with GAAP;

      (c)   references herein to "Articles,"  "Sections,"  "Subsections,"  "Paragraphs," and
other  subdivisions  without reference to a document are to designated  Articles,  Sections,
Subsections, Paragraphs and other subdivisions of this Agreement;

      (d)   reference to a Subsection  without further reference to a Section is a reference to such  Subsection  as contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

      (e)   the words  "herein,"  "hereof,"  "hereunder"  and other words of similar  import refer to this Agreement as a whole and not to any particular provision; and

      (f)   the term  "include" or  "including"  shall mean without  limitation by reason of enumeration.

      SECTION 26. Reproduction  of Documents.  This  Agreement  and all  documents  relating thereto,  including,  without limitation,  (a) consents, waivers and modifications which may hereafter  be  executed,  (b)  documents  received  by any  party  at the  closing,  and (c)
financial statements,  certificates and other information previously or hereafter furnished, may be  reproduced  by  any  photographic,  photostatic,  microfilm,  micro-card,  miniature photographic or other similar process.  The parties agree that any such  reproduction  shall be  admissible  in  evidence  as the  original  itself  in any  judicial  or  administrative proceeding,  whether  or  not  the  original  is  in  existence  and  whether  or  not  such reproduction  was  made  by a  party  in the  regular  course  of  business,  and  that  any enlargement,  facsimile  or further  reproduction  of such  reproduction  shall  likewise be admissible in evidence.

      SECTION 27. Nonsolicitation.  From and after the  related  Closing  Date,  the Company agrees  that it will not take any  action  or  cause  any  action  to be taken by any of its employees,  agents or affiliates,  or by any independent contractors acting on the Company's behalf,  to solicit in any manner whatsoever any Mortgagor to prepay or refinance a Mortgage
Loan or for any other products or financial  services other than insurance products that may be legally  sold to the  Mortgagors.  It is  understood  and agreed by the  Company  and the
Purchaser  that all rights and benefits  relating to the  solicitation  of any Mortgagors to refinance any Mortgage Loans or to sell such Mortgagor other products or financial  services shall be transferred to the Purchaser  pursuant  hereto on the related  Closing Date and the
Company  shall take no action to undermine  these rights and benefits.  Notwithstanding  the foregoing,  it is understood and agreed that responses to unsolicited  requests or inquiries made by a Mortgagor or an agent of the Mortgagor,  shall not constitute  solicitation  under this Section 27. The Company shall (a) not sell the name of any  Mortgagor,  and (b) use its best efforts to prevent the sale of the name of any Mortgagor by the Company's  wholly owned subsidiaries  and affiliates,  to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan.

      SECTION 28. Modification  of  Obligations.  Purchaser  may, in its ordinary  course of business, without any prior notice to Company or its approval,  extend,  compromise,  renew, release,  change,  modify,  adjust or alter,  by operation of law or  otherwise,  any of the obligations  of the  Mortgagors  or other  persons  obligated  under a Mortgage Loan without releasing or otherwise  affecting the obligations of Company under this  Agreement,  or with respect to such  Mortgage  Loan,  except to the extent  Purchaser's  extension,  compromise, release,  change,  modification,  adjustment,  or alteration  affects  Company's  ability to collect the Mortgage Loan or realize on the security of the  Mortgage,  but then only to the extent  such  action has such  effect.  This  Section  28 shall  apply only if Company is no longer servicing the Mortgage Loans.

      SECTION 29. Imaging of Certain Documents.  Notwithstanding  anything in this Agreement to the contrary,  the parties  agree that for all Mortgage Loan  Documents and all documents in the Mortgage File except the Mortgage  Note,  the Mortgage,  the  Assignment of Mortgage,
the Title Policy, and any modification,  consolidating or extension  Agreement,  Company may fulfill its obligations to remit documents to Purchaser by remitting  electronically  imaged representations  of such documents  provided that they can be reproduced as paper  documents in accurate, complete form.

            SECTION 30. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof including the predecessor agreement between Seller and Purchaser dated December 27, 2001 to this Agreement, all of which communications are merged herein.  It is expressly understood and agreed that no employee, agent or other representative of the Seller or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement.  This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both the parties hereto.

::ODMA\PCDOCS\DOCSNY1\1191584\1

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their  respective  officers  thereunto duly authorized as of the date first above written.

                                    UNION FEDERAL BANK OF INDIANAPOLIS
                                    Company

                                    By:
                                    Name:                   ________
                                    Title:

      EMC MORTGAGE CORPORATION

                                    Purchaser

                                    By:
                                    Name:                         _______
                                    Title:

5

::ODMA\PCDOCS\DOCSNY1\1191584\1

                                    EXHIBIT 1

                                          BILL OF SALE

                                        BILL OF SALE

      [This   BILL  OF  SALE   (the   "Bill   of   Sale")   dated   _____________,   between
______________________,  a ________ corporation, located at ____________________________(the
"Company") and EMC Mortgage Corporation,  a Delaware corporation,  located at ______________
(the  "Purchaser")  is made pursuant to the terms and conditions of that certain Amended and
Restated  Forward  Commitment  Flow  Mortgage Loan  Purchase and  Servicing  Agreement  (the
"Agreement")  dated as of  _______________,  between  the  Company  and the  Purchaser,  the provisions of which are  incorporated  herein as if set forth in full herein,  as such terms and conditions  may be modified or  supplemented  hereby.  All initially  capitalized  terms used  herein  unless  otherwise  defined  shall have the  meanings  ascribed  thereto in the
Agreement.

      The Purchaser  hereby  purchases  from the Company and the Company  hereby  absolutely sells to the Purchaser  without  recourse  except as provided in the  Agreement,  all of the
Company's  right,  title and interest in and to the Mortgage Loans described on the Mortgage
Loan Schedule  annexed  hereto as Schedule I,  pursuant to and in accordance  with the terms and conditions set forth in the Agreement,  as same may be  supplemented  or modified hereby and, the related  Mandatory Trade Term Sheet,  and the terms set forth in this Bill of Sale.
The Company  shall  service the  Mortgage  Loans for the  benefit of the  Purchaser  and all subsequent  transferees of the Mortgage  Loans pursuant to and in accordance  with the terms and conditions set forth in the Agreement.

1.    Definitions

      For  purposes of the  Mortgage  Loans to be sold  pursuant  to this Bill of Sale,  the following terms shall have the following meanings:

Aggregate Stated Principal Balance
(as of the Closing Date):

Closing Date:

Custodian:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Rights: [Released] [Retained]

If Servicing  Released,  Servicing  Transfer  Date:  [60 days after  written  notice by the
                              Purchaser] [or insert actual
date]

Additional Closing Conditions:

In addition to the  conditions  specified in the  Agreement,  the  obligation of each of the
Company  and the  Purchaser  is subject to the  fulfillment,  on or prior to the  applicable
Closing Date, of the following additional conditions

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the  Agreement,  the following documents shall be delivered with respect to the Mortgage Loans:

[Additional] [Modification] of Representations and Warranties:

[In addition to the  representations  and warranties  set forth in the Agreement,  as of the date hereof, the Company makes the following additional  representations and warranties with respect to the  Mortgage  Loans:  [None].  [Notwithstanding  anything  to the  contrary  set forth in the  Agreement,  with respect to each Mortgage Loan to be sold on the Closing Date, the  representation  and  warranty  set forth in Section  ______ of the  Agreement  shall be modified to read as follows:]

                                               SCHEDULE I

                                         MORTGAGE LOAN SCHEDULE

                  IN WITNESS  WHEREOF,  the parties  hereto  have  caused  their names to be signed  hereto by their  respective  duly  authorized  officers  as of the date first  above written.

                        ____________________________

                        By:
                        Name:
                        Title:

                        EMC MORTGAGE CORPORATION

                        By:
                        Name:
                        Title:

::ODMA\PCDOCS\DOCSNY1\1191584\1

::ODMA\PCDOCS\DOCSNY1\1191584\1

                                   EXHIBIT 2
                        CONTENTS OF EACH MORTGAGE FILE

With respect to each  Mortgage  Loan,  the Mortgage File shall include each of the following items,  which  shall be  available  for  inspection  by the  Purchaser  and  which  shall be delivered to the Purchaser or its designee:

      1.    Mortgage Loan Documents.

      2.    Residential loan application.

      3.    Mortgage Loan closing statement.

      4.    Verification of employment and income, if applicable.

      5.    Verification  of acceptable  evidence of source and amount of down  payment,  if applicable.

      6.    Credit report on Mortgagor.

      7.    Residential appraisal report.

      8.    Photograph of the Mortgaged Property.

      9.    Survey of the Mortgaged Property.

      10.   Copy of each instrument  necessary to complete  identification  of any exception set forth in the  exception  schedule in the title  policy,  i.e.,  map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.   All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.   If available, termite report, structural engineer's report, water potability and septic certification.

      13.   Sales Contract, if applicable.

      14.   Hazard insurance policy.

15.   Upon Purchaser's  request,  tax receipts,  insurance premium receipts,  ledger sheets, correspondence,  current  computerized data files,  payment history from date of origination,  and all other  processing,  underwriting  and  closing  papers and records  which are  customarily  contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

      16.   Amortization schedule, if available.

::ODMA\PCDOCS\DOCSNY1\1191584\1

                                         EXHIBIT 3

                  FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ________________________ __, 2001

To:

            (the "Depository")

            As the Company under the Amended and Restated  Forward  Commitment Flow Mortgage
Loan  Purchase and  Servicing  Agreement,  dated as of  ___________________  2003, we hereby authorize and request you to establish an account,  as a Custodial Account, to be designated as  "__________,  in trust for the Purchaser and various  Mortgagors,  Mortgage  Loans,  P&I
Account."  All deposits in the account  shall be subject to  withdrawal  there from by order signed by the  Company.  You may refuse any deposit  which would  result in violation of the requirement that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                    _____________

                                    By:
                                    Name:
                                    Title
                                    Date:

            The  undersigned,  as  Depository,  hereby  certifies  that the  above-described account  has  been  established  under  Account  Number  ___________  at the  office  of the
Depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The full amount  deposited at any time in the account will be insured by the Federal
Deposit  Insurance  Corporation  through  the Bank  Insurance  Fund  ("BIF") or the  Savings
Association Insurance Fund ("SAIF").

                                    Depository

                                    By:
                                    Name:                               _______
                                    Title
                                    Date:

                                    EXHIBIT 4

                    FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                                        , 2001

To:

      (the "Depository")

            As the Company under the Amended and Restated  Forward  Commitment Flow Mortgage
Loan  Purchase  and  Servicing  Agreement,  dated  as of  ______________,  2003,  we  hereby authorize and request you to establish an account,  as an Escrow  Account,  to be designated as "_____________,  in trust for the Purchaser and various  Mortgagors,  Mortgage Loans, T&I
Account."  All deposits in the account  shall be subject to  withdrawal  there from by order signed by the  Company.  You may refuse any deposit  which would  result in violation of the requirement that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                    ________________

                                    By:
                                    Name:                               _______
                                    Title
                                    Date:

            The  undersigned,  as  Depository,  hereby  certifies  that the  above-described account  has  been  established  under  Account  Number  ___________  at the  office  of the
Depository  indicated  above,  and agrees to honor  withdrawals  on such account as provided above.  The full amount  deposited at any time in the account will be insured by the Federal
Deposit  Insurance  Corporation  through  the Bank  Insurance  Fund  ("BIF") or the  Savings
Association Insurance Fund ("SAIF").

                                    Depository

                                    By:
                                    Name:                               _______
                                    Title
                                    Date:

                                                                              EXECUTION COPY
                                                                            October 28, 2004
\\Dtcnas-iadm002\loansales\Master Agreements\EMCAmdMasterSWSA(fixed-ARM)(v2).doc

EXHIBIT 5

                              SERVICING ADDENDUM

      SECTION 11. Servicing.

      Subsection 11.00  Additional Definitions.

            Ancillary Income:       Additional servicing compensation in the form of
assumption fees, late payment charges and other miscellaneous fees.  Prepayment penalties or premiums due in connection with a Principal Prepayment shall not constitute Ancillary
Income and shall be deposited in the Custodial Account as set forth in Subsection 11.04.
With respect to Servicing Released Mortgage Loans, the Company's right to Ancillary Income shall terminate on the Servicing Transfer Date.

            Code: The Internal Revenue Code of 1986, or any successor statute thereto.

            Distribution Date:      The fifth  (5th) day of each  month,  commencing  on the
fifth (5th) day of the month next  following the month in which the Closing Date occurs,  or if such fifth (5th) day is not a Business Day, the first Business Day immediately  following such fifth (5th) day.

            Final  Recovery  Determination:  With respect to any defaulted  Mortgage Loan or any REO  Property  (other  than a Mortgage  Loan or REO  Property  purchased  by the Company pursuant  to this  Agreement),  a  determination  made by the  Company  that  all  Insurance
Proceeds,  Liquidation  Proceeds and other payments or recoveries which the Company,  in its reasonable  good faith judgment,  expects to be finally  recoverable in respect thereof have been so recovered.  The Company shall maintain  records,  prepared by a servicing officer of the Company, of each Final Recovery Determination.

            Permitted  Investments:  Any  one  or  more  of  the  following  obligations  or securities:

            (i)   direct  obligations  of, and  obligations  fully  guaranteed by the United
            States of  America  or any agency or  instrumentality  of the  United  States of
            America the  obligations of which are backed by the full faith and credit of the
            United States of America;

                  (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

            (iii)  repurchase  obligations  with a term not to exceed  thirty  (30) days and with respect to (a) any security  described in clause (i) above and entered into with a depository  institution or trust company (acting as principal)  described in clause (ii)(a) above;

            (iv)  securities   bearing  interest  or  sold  at  a  discount  issued  by  any corporation  incorporated  under the laws of the United States of America or any state  thereof  that are rated in one of the two highest  rating  categories  by each Rating  Agency at the time of such  investment  or  contractual  commitment providing for such investment;  provided, however, that securities issued by any particular  corporation  will not be  Permitted  Investments  to the extent that investments  therein  will  cause  the  then  outstanding  principal  amount  of securities  issued by such  corporation  and held as  Permitted  Investments  to exceed  10%  of  the  aggregate  outstanding  principal  balances  of all of the
            Mortgage Loans and Permitted Investments;

            (v) commercial paper (including both  non-interest-bearing  discount obligations and  interest-bearing  obligations  payable on demand or on a specified date not more than one year after the date of  issuance  thereof)  which are rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

            (vi) any other  demand,  money market or time deposit,  obligation,  security or investment  as may be  acceptable  to each Rating Agency as evidenced in writing by each Rating Agency; and

            (vii) any money market funds the  collateral  of which  consists of  obligations
            fully   guaranteed   by  the   United   States  of  America  or  any  agency  or
            instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United  States of America  (which may include repurchase  obligations  secured by collateral  described in clause (i))
            and other  securities  and which money  market funds are rated in one of the two highest rating categories by each Rating Agency.

provided,  however,  that no instrument or security shall be a Permitted  Investment if such instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument or if such security provides for payment of both principal  and interest  with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

            Prime  Rate:  The prime  rate  announced  to be in  effect  from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

            Qualified  Depository:  A  depository,  the accounts of which are insured by the
FDIC  through the BIF or the SAIF and the short term debt  ratings and the long term deposit ratings of which are rated in the highest rating category by each Rating Agency.

            REMIC: A "real estate  mortgage  investment  conduit" as such term is defined in the Code, as amended.

            REMIC  Provisions:  The  provisions  of the federal  income tax law  relating to
REMICs,  which appear at Sections 860A through 860G of the Code, and related  provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

            Servicing Advances:     All customary,  reasonable and necessary "out of pocket"
costs and expenses (including reasonable attorneys' fees and disbursements)  incurred in the performance by the Company of its servicing obligations,  including, but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged Property, (b) any
enforcement,   administrative  or  judicial  proceedings,   or  any  legal  work  or  advice
specifically  related to  servicing  the  Mortgage  Loans,  including  but not  limited  to,
foreclosures,  bankruptcies,   condemnations,  drug  seizures,  elections,  foreclosures  by subordinate or superior lienholders,  and other legal actions incidental to the servicing of the  Mortgage  Loans  (provided  that such  expenses  are  reasonable  and that the  Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's  request, provides  documentation  supporting such expense (which documentation would be acceptable to
Fannie Mae or Freddie Mac), and provided further that any such  enforcement,  administrative or judicial  proceeding  does not arise out of a breach of any  representation,  warranty or covenant of the Company  hereunder),  (c) the  management  and  liquidation of the Mortgaged
Property  if the  Mortgaged  Property is  acquired  in full or partial  satisfaction  of the
Mortgage,  (d) taxes,  assessments,  water rates, sewer rates and other charges which are or may  become a lien upon the  Mortgaged  Property,  and  Primary  Mortgage  Insurance  Policy
premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation  of the Mortgaged  Property in accordance  with the terms of this Agreement and (f) compliance with the obligations under this Agreement.

            Servicing Fee:      With  respect  to each  Mortgage  Loan,  the  amount  of the servicing fee the Purchaser shall pay to the Company,  which shall, for each month, be equal to $5.00 per  Mortgage  Loan per  month.  Such fee  shall be  payable  monthly  based on the number of Mortgage Loans outstanding as of the end of each Calendar Month.

      Subsection 11.01  Company to Act as Servicer.

      Company,  or  its  designated  subservicer  on its  behalf,  as  independent  contract servicer,  shall  service and  administer  the Mortgage  Loans in  accordance  with Accepted
Servicing  Practices  and this  Agreement  and shall have full power and  authority,  acting alone,  to do or cause to be done any and all things in connection  with such  servicing and administration  which the Company may deem  necessary or desirable and  consistent  with the terms of this  Agreement.  Without  limiting the  generality of the  foregoing,  the Company shall not take, or fail to take, any action which would result in the  Purchaser's  interest in the Mortgage Loans being adversely affected.

      Consistent  with the terms of this  Agreement and Accepted  Servicing  Practices,  the
Company  may  waive,  modify  or vary  any  term of any  Mortgage  Loan  or  consent  to the postponement of strict  compliance  with any such term or in any manner grant  indulgence to any  Mortgagor  if in the  Company's  reasonable  and  prudent  determination  such  waiver, modification,  postponement or indulgence is not materially  adverse to the Purchaser (which
Company may obtain by requesting same from Purchaser's  investor  reporting contact person);
provided,  however,  that unless the Company has obtained the prior  written  consent of the
Purchaser,  the Company shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer or forgive the payment  thereof or of any principal or interest  payments,  reduce the  outstanding  principal  amount (except for actual payments of principal),  make additional  advances of additional  principal or extend the final  maturity  date on such  Mortgage  Loan.  Without  limiting the  generality of the foregoing,  during the Servicing Period the Company shall continue, and is hereby authorized and  empowered,  to  execute  and  deliver  on  behalf of  itself,  and the  Purchaser,  all instruments of satisfaction or  cancellation,  or of partial or full release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the  Mortgaged  Property.  If required  by the  Company,  the  Purchaser  shall  furnish the
Company with powers of attorney at the Purchaser's  option and other documents  necessary or appropriate  to enable the  Company to carry out its  servicing  and  administrative  duties under this Agreement.

   In  servicing and administering the Mortgage Loans, the Company shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing Practices.  If Company elects to utilize a subservicer to perform any or all of Company's duties hereunder, Company shall remain liable as though such duties were performed directly by Company and Company shall be responsible for the payment of any and all fees of any such subservicer.

      Subsection 11.02  Collection of Mortgage Loan Payments.

   Continuously from the related Closing Date until the Company is terminated as Servicer, the Company shall proceed diligently to collect all payments due under each Mortgage
   Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related
   Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Company shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the
   Mortgage, will become due and payable to the end that the installments payable by the
   Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Subsection 11.03  Realization Upon Defaulted Mortgage Loans.

            (a)   The Company shall use its best  efforts,  consistent  with the  procedures that the Company  would use in  servicing  loans for its own account,  to foreclose  upon or otherwise  comparably  convert the ownership of such  Mortgaged  Properties as come into and continue in default and as to which no satisfactory  arrangements can be made for collection of  delinquent  payments  pursuant  to  Subsection  11.01.  The  Company  shall use its best efforts to realize  upon  defaulted  Mortgage  Loans in such a manner as will  maximize  the receipt of  principal  and  interest  by the  Purchaser,  taking into  account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged  Property shall have suffered damage, the Company shall not be required to expend its own funds toward the  restoration  of such property  unless it shall  determine in its discretion (i) that such  restoration  will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after  reimbursement to itself for such  expenses,  and (ii) that such  expenses  will be  recoverable  by the Company  through
Insurance  Proceeds  or  Liquidation  Proceeds  from  the  related  Mortgaged  Property,  as contemplated  in  Subsection  11.05.  In the event that any payment  due under any  Mortgage
Loan is not paid when the same becomes due and payable,  or in the event the Mortgagor fails to perform  any other  covenant  or  obligation  under the  Mortgage  Loan and such  failure continues  beyond any  applicable  grace  period,  the Company  shall take such action as it shall deem to be in the best  interest of the  Purchaser.  If a Mortgage  Loan becomes sixty
(60) or more days  delinquent or subject to a foreclosure  proceeding,  then with respect to the Servicing  Rights to such  Mortgage  Loan the  Company's  right to service such Mortgage
Loan shall  terminate  on the close of business on the next  Business Day if so requested by the Purchaser.  In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more,  and the  Purchaser has not exercised its right to terminate  servicing  as  described in the previous  sentence,  the Company  shall  commence foreclosure  proceedings,  provided that prior to commencing  foreclosure  proceedings,  the
Company shall notify the  Purchaser in writing of the Company's  intention to do so, and the
Company shall not commence  foreclosure  proceedings if the Purchaser objects to such action within ten (10) Business  Days of receiving  such notice.  The Company  monthly shall notify the Purchaser's  investor  reporting  contact in writing of the  commencement of foreclosure proceedings.  In such  connection,  the  Company  shall be  responsible  for all  costs  and expenses  incurred  by it in any  such  proceedings;  provided,  however,  that it  shall be entitled to reimbursement  thereof from the related Mortgaged  Property,  as contemplated in
Subsection 11.05.

      (b)   Notwithstanding the foregoing  provisions of this Subsection 11.03, with respect to any Mortgage  Loan as to which the Company has received  actual  notice of, or has actual knowledge  of, the  presence of any toxic or hazardous  substance  on the related  Mortgaged
Property,  the Company  shall not either (i) obtain  title to such  Mortgaged  Property as a result of or in lieu of foreclosure or otherwise,  or (ii) otherwise acquire  possession of, or take any other action,  with respect to, such  Mortgaged  Property if, as a result of any
such   action,   the   Purchaser   would  be   considered   to  hold   title  to,  to  be  a
mortgagee-in-possession  of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive  Environmental Response,  Compensation and Liability Act of
1980, as amended from time to time, or any comparable  law,  unless the Company has received approval from the  Purchaser and has also  previously  determined,  based on its  reasonable judgment and a prudent  report  prepared by a Person who  regularly  conducts  environmental audits using customary industry standards, that:

                (1)     such   Mortgaged   Property  is  in   compliance   with   applicable
            environmental  laws or, if not, that it would be in the best  economic  interest of the  Purchaser to take such actions as are  necessary to bring the  Mortgaged
            Property into compliance therewith; and

                (2)     there  are no  circumstances  present  at  such  Mortgaged  Property relating  to the  use,  management  or  disposal  of any  hazardous  substances, hazardous  materials,  hazardous wastes, or petroleum-based  materials for which investigation,  testing, monitoring,  containment, clean-up or remediation could be required under any federal, state or local law or regulation,  or that if any such  materials  are present for which such action  could be  required,  that it would be in the best  economic  interest of the  Purchaser  to take such actions with respect to the affected Mortgaged Property.

      The cost of the  environmental  audit report  contemplated  by this  Subsection  11.03 shall be advanced by the Company,  subject to the Company's right to be reimbursed therefore from the Custodial Account as provided in Subsection 11.05(vii).

      If the Company  determines,  in consultation  with the Purchaser,  as described above, that it is in the best  economic  interest  of the  Purchaser  to take such  actions  as are
necessary  to  bring  any  such  Mortgaged   Property  into   compliance   with   applicable
environmental  laws,  or to take such action with  respect to the  containment,  clean-up or
remediation  of  hazardous   substances,   hazardous   materials,   hazardous   wastes,   or
petroleum-based  materials  affecting any such  Mortgaged  Property,  then the Company shall take such action as it deems to be in the best economic interest of the Purchaser.  The cost of any such  compliance,  containment,  cleanup  or  remediation  shall be  advanced  by the
Company,  subject to the  Company's  right to be  reimbursed  therefore  from the  Custodial
Account as provided in Subsection 11.05(vii).

      (c)   The Company shall also promptly  notify the Purchaser upon learning of any state insolvency or federal bankruptcy  proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor.

      Subsection 11.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each  Mortgage  Loan  separate  and apart from any of its own funds and  general  assets and shall establish and maintain one or more Custodial  Accounts,  with a Qualified  Depository, in the form of time deposit or demand  accounts.  Funds  deposited in the Custodial  Account shall at all  times be  insured  by the FDIC up to the  FDIC  insurance  limits,  or must be invested in  Permitted  Investments  for the benefit of the  Purchaser.  Upon the request of the  Purchaser,  the Company  shall  deliver to the  Purchaser a  Custodial  Account  Letter
Agreement in the form of Exhibit 3.

      The  Company  shall  deposit  in the  Custodial  Account on a daily  basis  within two
Business  Days of  receipt,  and retain  therein  the  following  payments  and  collections received by it subsequent to the related Cut-off Date:

         (i)      all payments on account of principal including Principal  Prepayments (and prepayment  fees collected from  Mortgagors for any Principal  Prepayments)  on the Mortgage
Loans;

        (ii)      all payments on account of interest on the Mortgage Loans;

       (iii)      all Liquidation Proceeds;

        (iv)      all  Insurance   Proceeds  including  amounts  required  to  be  deposited
pursuant  to  Subsections  11.10 and  11.11,  other than  proceeds  to be held in the Escrow
Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the  Mortgagor in  accordance  with  Accepted  Servicing  Practices,  the loan  documents or applicable law;

         (v)      all Condemnation  Proceeds  affecting any Mortgaged Property which are not released  to the  Mortgagor  in  accordance  with  Accepted  Servicing  Practices,  the loan documents or applicable law;

        (vi)      all  proceeds  of  any  Mortgage  Loan   repurchased  in  accordance  with
Subsection 7.03;

       (vii)      any  amounts   required  to  be  deposited  by  the  Company  pursuant  to
Subsection  11.11 in connection with the deductible  clause in any blanket hazard  insurance policy.  Such deposit  shall be made from the  Company's  own funds,  without  reimbursement therefore;

      (viii)      any amounts  required to be  deposited by the Company in  connection  with any REO Property pursuant to Subsection 11.13; and

        (ix)any amounts required to be deposited in the Custodial Account pursuant to
   Subsections 11.19 or 11.20.

   The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing,
   Ancillary Income need not be deposited by the Company in the Custodial Account.  Such
   Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv).  The Company shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

      Subsection 11.05  Permitted Withdrawals From the Custodial Account.

      The  Company  may,  from time to time,  withdraw  from the  Custodial  Account for the following purposes:

         (i)      to make  distributions  to the  Purchaser in the amounts and in the manner provided for in Subsection 11.14;

        (ii)      to reimburse itself for  unreimbursed  Servicing  Advances,  the Company's right to reimburse  itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation  Proceeds,  Condemnation  Proceeds,  Insurance Proceeds
and such other  amounts as may be collected  by the Company from the  Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such  reimbursement, the  Company's  right thereto  shall be prior to the rights of the  Purchaser,  except that, where the Company is required to repurchase a Mortgage  Loan,  pursuant to Subsection  7.03, the  Company's  right  to such  reimbursement  shall be  subsequent  to the  payment  to the
Purchaser  of the  Repurchase  Price  pursuant  to  Subsection  7.03 and all  other  amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

       (iii)      to pay to itself pursuant to Subsection 11.21 as servicing compensation
   (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee;

        (iv)      to pay to  itself  with  respect  to each  Mortgage  Loan  that  has  been repurchased  pursuant to Subsection  7.03, all amounts  received thereon and not distributed as of the date on which the related Repurchase Price is determined;

         (v)      to pay, or to reimburse  the Company for advances in respect of,  expenses incurred in connection with any Mortgage Loan pursuant to Subsection  11.03(b),  but only to the extent of amounts  received in respect of the  Mortgage  Loans to which such  expense is attributable;

        (vi)      to reimburse  itself for any expenses  that are  reimbursable  pursuant to
Subsection 11.03; and
       (vii)      to clear and terminate the Custodial  Account on the  termination  of this
Agreement.

         The Company  shall keep and maintain  separate  accounting,  on a Mortgage  Loan by
Mortgage  Loan basis,  for the  purpose of  justifying  any  withdrawal  from the  Custodial
Account  pursuant to such  subclauses  (ii),  (iv),  (v), and (vi) above.  The Company shall provide written  notification in the form of an Officers'  Certificate to the Purchaser,  on or prior to the next succeeding  Distribution  Date,  upon making any  withdrawals  from the
Custodial Account pursuant to subclause (v) above.

      Subsection 11.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

      The Company  shall  segregate and hold all funds  collected  and received  pursuant to each Mortgage Loan which constitute  Escrow Payments  separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts,  with a Qualified  Depository,  in the form of time deposit or demand  accounts.  Upon the request of the  Purchaser,  the Company  shall  deliver to the  Purchaser an Escrow  Account  Letter
Agreement in the form of Exhibit 4.

      The Company  shall  deposit in the Escrow  Account or Accounts on a daily basis within two Business  Days of receipt,  and retain  therein,  (i) all Escrow  Payments  collected on account of the  Mortgage  Loans,  for the purpose of  effecting  timely  payment of any such items as required under the terms of this Agreement,  and (ii) all Insurance  Proceeds which are to be  applied to the  restoration  or repair of any  Mortgaged  Property.  The  Company shall make  withdrawals  therefrom  only to effect such payments as are required  under this
Agreement,  and for such  other  purposes  as shall be as set  forth or in  accordance  with
Subsection  11.08.  The  Company  shall be  entitled  to retain any  interest  paid on funds deposited  in the Escrow  Account by the  depository  institution  other  than  interest  on escrowed funds  required by law to be paid to the Mortgagor  and, to the extent  required by law, the Company shall pay interest on escrowed funds to the Mortgagor  notwithstanding that the Escrow  Account is  non-interest  bearing or that interest paid thereon is  insufficient for such purposes.

      Subsection 11.07  Permitted Withdrawals From Escrow Account.

      Withdrawals  from the Escrow  Account may be made by the Company (i) to effect  timely payments of ground  rents,  taxes,  assessments,  water rates,  hazard  insurance  premiums,
Primary Mortgage  Insurance Policy premiums,  if applicable,  and comparable  items, (ii) to reimburse  the Company for any  Servicing  Advance  made by the  Company  with  respect to a related  Mortgage  Loan but only from amounts  received on the related  Mortgage  Loan which represent  late payments or collections of Escrow  Payments  thereunder,  (iii) to refund to the  Mortgagor  any funds as may be  determined  to be  overages,  (iv) for  transfer to the
Custodial  Account in accordance  with the terms of this  Agreement,  (v) for application to the restoration or repair of the Mortgaged  Property,  (vi) to pay to the Company, or to the
Mortgagor to the extent  required by law, any  interest  paid on the funds  deposited in the
Escrow  Account,  or (vii) to clear and terminate the Escrow  Account on the  termination of this Agreement.

      Subsection 11.08  Payment of Taxes, Insurance and Other Charges.

   With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary
   Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

      Subsection 11.09  Transfer of Accounts.

      The Company may transfer the  Custodial  Account or the Escrow  Account to a different
Qualified  Depository  institution  from time to time. Such transfer shall be made only upon obtaining the prior written  consent of the Purchaser.  In any case,  the Custodial  Account and Escrow Account shall be Eligible Accounts.

      Subsection 11.10  Maintenance of Hazard Insurance.

      The Company  shall  inform by written  notice all hazard  insurance  companies  and/or their  agents of the transfer  and request a change in the loss payee  mortgage  endorsement clause to the  Purchaser's  name. The Company shall provide the Purchaser with a copy of the notification  letter  and an  officer's  written  certification  that all  hazard  insurance companies  have  been  notified  by an  identical  letter.  The  Company  shall  cause to be maintained  for each Mortgage Loan fire, and hazard  insurance with extended  coverage as is customary  in the area where the  Mortgaged  Property  is  located in an amount  which is at least equal to the lesser of (i) the amount  necessary to fully compensate for any damage or loss to the  improvements  which are a part of such property on a replacement  cost basis or
(ii) the outstanding  principal  balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the  Mortgagor  and/or the  Mortgagee  from becoming  a  co-insurer.  If the  Mortgaged  Property  is in an area  identified  on a Flood
Hazard  Boundary Map or Flood  Insurance Rate Map issued by the Flood  Emergency  Management
Agency as having  special  flood hazards and such flood  insurance has been made  available, the Company will cause to be maintained a flood  insurance  policy meeting the  requirements of the  current  guidelines  of  the  Federal  Insurance  Administration  with  a  generally acceptable  insurance carrier, in an amount  representing  coverage not less than the lesser of (i) the outstanding  principal balance of the Mortgage Loan or (ii) the maximum amount of insurance  which is available  under the National  Flood  Insurance Act of 1968 or the Flood
Disaster  Protection  Act of 1973,  as amended.  The Company also shall  maintain on any REO
Property,  fire and hazard  insurance with extended  coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements  which are a part of such property and (ii) the outstanding  principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued  interest at the Mortgage  Interest Rate and related Servicing  Advances,  liability  insurance and, to the extent required and available under the National  Flood  Insurance  Act of 1968 or the Flood  Disaster  Protection  Act of
1973, as amended,  flood  insurance in an amount as provided  above.  Pursuant to Subsection
11.04,  any amounts  collected by the Company under any such policies  other than amounts to be  deposited  in the  Escrow  Account  and  applied  to the  restoration  or  repair of the
Mortgaged  Property or REO Property,  or released to the  Mortgagor in  accordance  with the
Company's normal servicing procedures,  shall be deposited in the Custodial Account, subject
to  withdrawal   pursuant  to  Subsection  11.05.  Any  cost  incurred  by  the  Company  in maintaining  any such insurance shall not, for the purpose of calculating  distributions  to the  Purchaser,  be added to the unpaid  principal  balance of the  related  Mortgage  Loan, notwithstanding  that the  terms of such  Mortgage  Loan so  permit.  It is  understood  and agreed that no earthquake or other  additional  insurance need be required by the Company of the  Mortgagor or  maintained on property  acquired in respect of the Mortgage  Loan,  other than pursuant to such  applicable  laws and regulations as shall at any time be in force and as shall  require  such  additional  insurance.  All such  policies  shall be endorsed  with standard  mortgagee  clauses  with loss  payable  to the  Company,  or upon  request  to the
Purchaser,  and shall  provide for at least  thirty (30) days' prior  written  notice of any cancellation,  reduction in the amount of, or material  change in,  coverage to the Company.
The Company shall not interfere with the Mortgagor's  freedom of choice in selecting  either his insurance  carrier or agent,  provided,  however,  that the Company shall not accept any such insurance policies from insurance  companies unless such companies  currently reflect a
General  Policy  Rating of B:VI or better in Best's Key Rating  Guide and are licensed to do business in the state wherein the property subject to the policy is located.

      Subsection 11.11  Maintenance of Mortgage Impairment Insurance Policy.

      In the event that the  Company  shall  obtain and  maintain a mortgage  impairment  or blanket  policy issued by an issuer that has an A.M. Best rating of B:VI or better  insuring against hazard losses on all of Mortgaged  Properties  securing the Mortgage Loans, then, to the extent such policy provides  coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise  complies with all other requirements of Subsection 11.10, the Company shall  conclusively  be deemed to have satisfied its obligations as set forth in
Subsection  11.10, it being  understood and agreed that such policy may contain a deductible clause,  in which  case the  Company  shall,  in the event  that  there  shall not have been maintained  on the  related  Mortgaged  Property  or REO  Property a policy  complying  with
Subsection  11.10,  and there  shall  have been one or more  losses  which  would  have been covered by such policy,  deposit in the Custodial  Account the amount not otherwise  payable under  the  blanket  policy  because  of such  deductible  clause.  In  connection  with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present,  on behalf of the  Purchaser,  claims  under any such  blanket  policy  in a timely  fashion  in accordance with the terms of such policy.  Upon request of the Purchaser,  the Company shall cause to be delivered to the Purchaser a certified  true copy of such policy and a statement from the insurer  thereunder  that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

      Subsection 11.12  Fidelity Bond, Errors and Omissions Insurance.

      The Company shall maintain,  at its own expense, a blanket fidelity bond and an errors and omissions  insurance policy,  with broad coverage with responsible  companies that would meet the  requirements  of Fannie Mae or Freddie  Mac on all  officers,  employees  or other persons  acting in any capacity with regard to the Mortgage  Loans to handle  funds,  money, documents  and papers  relating to the  Mortgage  Loans.  The  fidelity  bond and errors and omissions  insurance  shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company  against  losses,  including  forgery,  theft,  embezzlement, fraud,  errors and omissions and  negligent  acts of such persons.  Such fidelity bond shall also  protect  and insure the  Company  against  losses in  connection  with the  failure to maintain any  insurance  policies  required  pursuant to this  Agreement  and the release or satisfaction of a Mortgage Loan without having obtained  payment in full of the indebtedness secured  thereby.  No provision of this  Subsection  11.12  requiring  the fidelity bond and errors and  omissions  insurance  shall  diminish or relieve the Company from its duties and obligations  as set forth in this  Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the  corresponding  amounts  required by Fannie
Mae in the Fannie Mae  Servicing  Guide or by Freddie Mac in the Freddie  Mac  Seller's  and
Servicers'  Guide.  Upon request of the  Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of the  fidelity  bond and  insurance  policy and a statement from the surety and the insurer that such fidelity bond or insurance  policy shall in no event be  terminated or materially  modified  without  thirty (30) days' prior written notice to the Purchaser.

      Subsection 11.13  Title, Management and Disposition of REO Property.

      In the event that title to the  Mortgaged  Property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the  Purchaser  or its  designee.  Any Person or Persons  holding  such title other than the
Purchaser  shall  acknowledge  in writing  that such title is being held as nominee  for the benefit of the Purchaser.

   The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Company shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property"
   within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such
   REMIC of any "income from non-permitted assets" within the meaning of Section
   860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code.  The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO
   Property to be inspected at least annually thereafter.  The Company shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the
   Purchaser.  The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Company determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than three years is necessary to sell any REO property, (i) the Company shall report monthly to the
   Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and a separate servicing agreement among the Company and the Purchaser shall be entered into with respect to such purchase money mortgage.  Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the
   REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

      With respect to each REO  Property,  the Company  shall  segregate  and hold all funds collected  and received in connection  with the  operation of the REO Property  separate and apart from its own funds or general  assets and shall  deposit or cause to be  deposited  in the  Custodial  Account,  on a daily basis within two Business  Days of receipt all revenues received  with  respect to the related  REO  Property  and shall  withdraw  therefrom  funds necessary  for the  proper  operation,  management  and  maintenance  of the  REO  Property, including the cost of maintaining any hazard  insurance  pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Company.

      The Company  shall furnish to the  Purchaser on each  Distribution  Date, an operating statement  for each REO  Property  covering  the  operation  of each  REO  Property  for the previous month.  Such operating  statement shall be accompanied by such other information as the Purchaser shall reasonably request.

      Each REO  Disposition  shall be carried out by the Company at such price and upon such terms as the  Purchaser  shall  direct.  If as of the date  title  to any REO  Property  was acquired by the Company there were outstanding  unreimbursed Servicing Advances with respect to the REO Property,  the Company,  upon an REO  Disposition of such REO Property,  shall be entitled to  reimbursement  for any related  unreimbursed  Servicing  Advances from proceeds received in connection  with such REO  Disposition.  The proceeds from the REO  Disposition, net of any payment to the Company as provided  above,  shall be deposited  in the  Custodial
Account within two Business Days of receipt.

      Subsection 11.14  Distributions.

   On each Distribution Date, the Company shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business at the end of the related
   Due Period net of charges against or withdrawals from the Custodial Account pursuant to
   Subsection 11.05.

      All  distributions  made to the Purchaser on each  Distribution Date shall be based on the Mortgage  Loans owned and held by the  Purchaser,  and shall be made by wire transfer of immediately  available  funds to the  account  of the  Purchaser  at a bank or other  entity having appropriate  facilities  therefore as set forth in Exhibit 12, if the Purchaser shall have so notified the Company or by check mailed to the address of the Purchaser.

   With respect to any remittance received by the Purchaser on or after the second Business
   Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Company to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

      Subsection 11.15  Remittance Reports.

      No later than the  Distribution  Date,  the Company  shall furnish to the Purchaser or its designee a report in Excel (or  compatible)  electronic  format (that can be  downloaded into a Sybase  database)  with the fields and format as further  described  and set forth in
[Exhibit 6], together with such other  information with respect to the Mortgage Loans as the
Purchaser may reasonably  require to allocate  distributions made pursuant to this Agreement and provide  appropriate  statements with respect to such  distributions.  On the same date, the Company shall forward to the Purchaser by overnight  mail a computer  readable  magnetic tape  containing  the  information  set forth in the  remittance  report with respect to the related Distribution Date.

   With respect to any remittance report received by the Purchaser on or after the second
   Business Day following the Business Day on which such remittance report was due, the
   Company shall pay to the Purchaser a late fee in the amount of $100 dollars; provided, however, the late fee shall be $500 dollars after the first violation of  the foregoing.  Such fee shall be paid by the Company to the Purchaser on the date such remittance report is sent.  The payment by the Company of any such late fee shall not be deemed an extension of time for sending the remittance report or a waiver of any Event of Default by the Company.

      Subsection 11.16  Statements to the Purchaser.

      No later than the  Distribution  Date,  the Company  shall forward to the Purchaser or its designee a statement  prepared by the Company  setting forth the status of the Custodial
Account as of the close of business on such  Distribution  Date and showing,  for the period covered by such statement,  the aggregate  amount of deposits into and withdrawals  from the
Custodial  Account  of each  category  of deposit  specified  in  Subsection  11.04 and each category of withdrawal specified in Subsection 11.05.

      In addition,  not more than ninety (90) days after the end of each calendar  year, the
Company  shall furnish to each Person who was the Purchaser at any time during such calendar year,  (i) as to the aggregate of remittances  for the  applicable  portion of such year, an annual statement in accordance with the  requirements of applicable  federal income tax law, and (ii) listing of the principal  balances of the Mortgage Loans  outstanding at the end of such calendar year.

      The Company shall prepare and file any and all tax returns,  information statements or other  filings  required to be  delivered  to any  governmental  taxing  authority or to any
Purchaser  pursuant  to any  applicable  law with  respect  to the  Mortgage  Loans  and the transactions  contemplated  hereby.  In addition,  the Company  shall  provide the Purchaser with such  information  concerning  the Mortgage  Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may  reasonably  request from time to time.

      Subsection 11.17  Real Estate Owned Reports.

      Together with the statement  furnished  pursuant to Subsection  11.13, with respect to any REO  Property,  the Company  shall  furnish to the  Purchaser a standard  Fannie Mae REO statement  covering the Company's  efforts in connection  with the sale of such REO Property and any rental of such REO Property  incidental to the sale thereof for the previous  month.
Such  statement  shall be  accompanied  by such other  information  as the  Purchaser  shall reasonably request.

      Subsection 11.18  Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition  thereof by the
Purchaser  pursuant to a  deed-in-lieu  of  foreclosure,  the Company  shall  deliver to the
Purchaser  within three Business Days after  completion of the  foreclosure  sale a standard
Fannie Mae liquidation report with respect to such Mortgaged Property.

      Subsection 11.19  Assumption Agreements.

      The Company  shall,  to the extent it has knowledge of any  conveyance or  prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute  conveyance or by contract of sale, and whether or not the Mortgagor  remains or is to remain liable under the
Mortgage Note and/or the  Mortgage),  exercise its rights to accelerate the maturity of such
Mortgage Loan under any "due-on-sale"  clause applicable thereto;  provided,  however,  that the Company  shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would  impair or threaten to impair any  recovery  under the related
Primary Mortgage Insurance Policy, if any. If the Company  reasonably  believes it is unable under  applicable  law to  enforce  such  "due-on-sale"  clause,  the  Company,  upon  prior
Purchaser  consent,  shall enter into an  assumption  agreement  with the person to whom the
Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage  Note and, to the extent  permitted by applicable state law, the Mortgagor  remains liable  thereon.  Where an assumption is allowed  pursuant to this Subsection  11.19, the Company,  with the prior written consent of the insurer under the Primary Mortgage  Insurance  Policy,  if any, is authorized to enter into a substitution of liability  agreement with the person to whom the Mortgaged  Property has been conveyed or is  proposed  to be  conveyed  pursuant to which the  original  Mortgagor  is released  from liability and such Person is  substituted  as Mortgagor and becomes liable under the related
Mortgage  Note.  Any  such  substitution  of  liability  agreement  shall  be in  lieu of an assumption agreement.

      In connection  with any such  assumption  or  substitution  of liability,  the Company shall  follow the  underwriting  guidelines  of Company  attached as Exhibit 9 hereto.  With respect to an assumption or  substitution  of liability,  the Mortgage  Interest  Rate,  the amount of the Monthly Payment,  and the final maturity date of such Mortgage Note may not be changed.  The Company shall notify the Purchaser that any such  substitution of liability or assumption  agreement has been  completed by forwarding to the Purchaser the original of any such  substitution  of liability or assumption  agreement,  which document shall be added to the  related  Mortgage  File and  shall,  for all  purposes,  be  considered  a part of such
Mortgage File to the same extent as all other documents and instruments  constituting a part thereof.

      Notwithstanding the foregoing  paragraphs of this Subsection or any other provision of this  Agreement,  the  Company  shall not be deemed  to be in  default,  breach or any other violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage Loan by operation  of law or any  assumption  which  the  Company  may  be  restricted  by law  from preventing,  for any reason  whatsoever.  For purposes of this  Subsection  11.19,  the term
"assumption"  is deemed to also  include a sale of the  Mortgaged  Property  subject  to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Subsection 11.20  Satisfaction of Mortgages and Release of Mortgage Files.

      Upon the payment in full of any Mortgage  Loan,  the Company will  immediately  notify the  Purchaser  by a  certification  of a  servicing  officer of the  Company (a  "Servicing
Officer"),  which  certification  shall  include a statement  to the effect that all amounts received  or to be  received  in  connection  with such  payment  which are  required  to be deposited in the  Custodial  Account  pursuant to  Subsection  11.04 have been or will be so deposited,  and shall  request  execution of any document  necessary to satisfy the Mortgage
Loan and  delivery to it of the portion of the  Mortgage  File held by the  Purchaser or the
Purchaser's designee.  Upon receipt of such certification and request, the Purchaser,  shall promptly  release  the related  mortgage  documents  to the  Company  and the Company  shall prepare and process any  satisfaction  or release.  No expense  incurred in connection  with any instrument of satisfaction or deed of reconveyance  shall be chargeable to the Custodial
Account or the Purchaser.

      In the event the Company  satisfies  or releases a Mortgage  without  having  obtained payment  in  full of the  indebtedness  secured  by the  Mortgage  or  should  it  otherwise prejudice  any right the  Purchaser  may have under the mortgage  instruments,  the Company, upon written demand, shall remit to the Purchaser the then outstanding  principal balance of the related  Mortgage Loan by deposit  thereof in the Custodial  Account.  The Company shall maintain  the  fidelity  bond  insuring  the Company  against  any loss it may sustain  with respect to any Mortgage  Loan not  satisfied in  accordance  with the  procedures  set forth herein.

      From  time  to time  and as  appropriate  for  the  servicing  or  foreclosure  of any
Mortgage Loan,  including for this purpose  collection under any Primary Mortgage  Insurance
Policy,  the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing  receipt  signed by a  Servicing  Officer,  release the  requested  portion of the related  Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt shall obligate  the Company to return the related  Mortgage  documents to the  Purchaser  when the need  therefore  by the  Company  no  longer  exists,  unless  the  Mortgage  Loan  has been liquidated and the  Liquidation  Proceeds  relating to the Mortgage Loan have been deposited in the  Custodial  Account or the Mortgage  File or such  document has been  delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating  or pursuing  legal action or other  proceedings  for the  foreclosure  of the
Mortgaged  Property either  judicially or  non-judicially,  and the Company has delivered to the Purchaser a certificate of a Servicing Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was  delivered and the purpose or purposes of such  delivery.  Upon receipt of a certificate  of a Servicing  Officer  stating that such  Mortgage  Loan was  liquidated,  the  servicing  receipt shall be released by the
Purchaser to the Company.

            Subsection 11.21  Servicing Compensation.

   As compensation for its services hereunder, the Company shall be entitled to receive on the Mortgage Loans the amounts provided for as the Company's  Servicing Fee and
   Ancillary Income.  Ancillary Income shall be retained by the Company to the extent not required to be deposited in the Custodial Account.  The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefore except as specifically provided for.

            Subsection 11.22  Notification of Adjustments.

            On each  Adjustment  Date, the Company shall make interest rate  adjustments for each Mortgage Loan in compliance with the  requirements of the related Mortgage and Mortgage
Note.  The Company  shall  execute and deliver  the notices  required by each  Mortgage  and
Mortgage Note  regarding  interest rate  adjustments.  The Company also shall provide timely notification  to the  Purchaser  of all  applicable  data  and  information  regarding  such interest rate  adjustments  and the  Company's  methods of  implementing  such interest rate adjustments.  Upon the discovery by the Company or the Purchaser that the Company has failed to  adjust a  Mortgage  Interest  Rate or a  Monthly  Payment  pursuant  to the terms of the related Mortgage Note and Mortgage,  the Company shall immediately  deposit in the Custodial
Account  from  its own  funds  the  amount  of any  interest  loss  caused  thereby  without reimbursement therefore.

            Subsection 11.23  Access to Certain Documentation.

      The Company  shall  provide to any federal or state  banking or  insurance  regulatory authority  that may  exercise  authority  over the  Purchaser  access  to the  documentation regarding  the  Mortgage  Loans  serviced by the Company  required  by  applicable  laws and regulations.  Such  access  shall be  afforded  without  charge,  but only  upon  reasonable request and during normal business hours at the offices of the Company.

            Subsection 11.24  Reports and Returns to be Filed by the Company.

      The Company  shall file  information  reports  with respect to the receipt of mortgage interest  received in a trade or business,  reports of foreclosures  and abandonments of any
Mortgaged Property and information  returns relating to cancellation of indebtedness  income with respect to any  Mortgaged  Property as required by Sections  6050H,  6050J and 6050P of the Code.  Such reports  shall be in form and  substance  sufficient  to meet the  reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            Subsection 11.25  Compliance with REMIC Provisions.

   If a REMIC election has been made with respect to the arrangement under which the
   Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i)
   endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of
   Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

      Notwithstanding  anything in this Agreement to the contrary, the Company (a) shall not permit any  modification  with respect to any  Mortgage  Loan that would change the Mortgage
Interest  Rate and (b) shall not (unless the  Mortgagor  is in default  with  respect to the
Mortgage  Loan or such default is, in the judgment of the Company,  reasonably  foreseeable)
make or permit any  modification,  waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or  reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to  qualify  as a  REMIC  under  the  Code  or  the  imposition  of any  tax on  "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

      The Company  shall not permit the creation of any  "interests"  (within the meaning of
Section  860G of the Code) in any REMIC.  The Company  shall not enter into any  arrangement by which a REMIC will  receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets  other than  "qualified  mortgages"  as defined in Section
860G(a)(3) of the Code or "permitted  investments"  as defined in Section  860G(a)(5) of the
Code.

            Subsection  11.26  Notice to  Mortgage  Insurance  Companies.  No later  than 14 days after the  related  Closing  Date,  the  Company  shall  inform by  written  notice all mortgage insurance  companies  providing any Primary Mortgage Insurance Policy of the change in insured's  name on each such policy to the  Purchaser's  name.  The Company shall provide the Purchaser with a copy of one notification letter and an officer's written  certification that all such mortgage insurance companies have been notified by an identical letter;

            Subsection  11.27 Tax Service  Contracts.  Within 14 days of any related Closing
Date, the Company shall have obtained a life of loan,  transferable  real estate tax service contract  with a tax service  company  reasonably  acceptable to the Purchaser on all of the
Mortgage Loans and shall assign all such contracts to the Purchaser or, in the  alternative, the  Company  shall  notify  the  Purchaser  as to any  Mortgage  Loans for which it has not procured the requisite  contract and shall pay to the Purchaser a fee for each such Mortgage
Loan equal to the fee or premium  that is  customarily  charged for each such  contract,  as determined  by the  Purchaser  in its  reasonable  discretion  but no less  than  $75 and no greater than $90;

      Subsection 11.28 Flood Certifications.  Within 14 days of any related Closing Date, the Company shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser of the location of the Custodial Account when established and prior to any change thereof;

            Subsection 11.29  Notice to Mortgagors.  The Company shall, no later than fifteen (15) days prior to the termination of servicing hereunder, inform in writing all
   Mortgagors of the change in servicer from the Company to the Purchaser, all in accordance with applicable law.  The Company shall obtain the Purchaser's approval of the form of such notifications prior to their mailing.  The Company acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance.  The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter.

            Subsection 11.30  In connection with the execution of any agreement  pursuant to a  Reconstitution  under  Section  11.01,  pursuant to which  Company is  obligated  to make
Compensating  Interest Payments (as defined in any such agreement,  Company's  obligation to make  Compensating  Interest  Payments  will be limited to amounts  ("Investment  Earnings")
received  by Company  from the  investment  of funds on deposit  in the  collection  account maintained  by Company with respect to the Mortgage  Loans.  In the event that the amount of
Compensating  Interest  Payments  required  to be  paid  by  Company  is in  excess  of  the
Investment  Earnings  received by Company,  Company  shall make such  Compensating  Interest
Payments from its own funds.  Purchaser  hereby  agrees to reimburse  Company for any amount of Compensating  Interest  Payments made by Company from its own funds promptly upon receipt of an invoice from Company.

      Notwithstanding  anything else to the contrary in the Agreement,  Investment  Earnings shall be defined for purposes of paragraph  (i) above as the monthly  average Fed Funds Rate plus .25%.

                        EXHIBIT 6

                                    FORM OF MONTHLY DATA

EXHIBIT 7

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This  Assignment,  Assumption and  Recognition  Agreement (the  "Agreement")  is made and
entered    into    as    of    [___________],    200[_]    (the    "Closing    Date"),    among
[__________________________],    a   [__________]    corporation,    having   an   address   at
[___________________]      (the      "Assignor"),      [_____________________________],       a
[___________________]  corporation,  having an address  at  [_________________________________]
(the "Assignee"), and [__________________],  a [___________] corporation,  having an address at
[_________________]  (the  "Company").  Any  capitalized  term used and not  otherwise  defined herein  shall have the meaning  assigned  to such term in the  Purchase  Agreement  (as defined below).

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Assignment  and  Assumption.  Except as expressly  provided  for herein,  the Assignor hereby  grants,  transfers  and  assigns to the  Assignee  (a) all of its  right,  title and interest  as  "Purchaser"  in,  to and under  that  certain  Amended  and  Restated  Forward
   Commitment   Flow   Mortgage   Loan   Purchase   and   Servicing   Agreement   dated  as  of
   [_______________],  200[__] and duly  executed by the Company and EMC  Mortgage  Corporation
   ("EMC") (the "Purchase  Agreement")  attached hereto as Exhibit A,  only with respect to the
   Mortgage Loans, and (b) all of its right,  title and interest in and to each of the mortgage loans (and related  Servicing Rights if Servicing  Released)  identified in Exhibit B hereto
   (the "Mortgage  Loans").  Notwithstanding  anything to the contrary  contained  herein,  the
   Assignor  is not  assigning  to  the  Assignee  any of its  right,  title  and  interest  as
   "Purchaser" in, to and under the Purchase  Agreement with respect to any other mortgage loan other than those set forth on Exhibit B [and  furthermore,  for Servicing  Released Mortgage
   Loans,  the Assignor is not  assigning to the Assignee,  but instead is expressly  reserving for the Servicing Rights Owner's exclusive right and benefit only, the following:

a)    any of the Servicing  Rights  relating to the Mortgage  Loans,  as the term "Servicing
         Rights" is defined in the Purchase Agreement and further described herein;

b)    all rights and  benefits  accorded  the  Servicing  Rights  Owner  under the  Purchase
         Agreement;]

   Except as is otherwise  expressly  provided herein,  the Assignor makes no  representations, warranties or covenants to the Assignee and the Assignee  acknowledges that the Assignor has no  obligations  to the  Assignee  under the terms of the Purchase  Agreement,  or otherwise relating  to the  transaction  contemplated  herein  (including,  but not  limited  to,  any obligation to repurchase any of the Mortgage  Loans or to indemnify the Assignee),  and that all such obligations are assumed by the Company.

   The Assignor  acknowledges and agrees that upon execution of this Agreement,  [____________]
   shall  become  the  "Purchaser"  under  the  Purchase  Agreement,  and all  representations, warranties and covenants by the "Seller" to the  "Purchaser"  under such Purchase  Agreement including,  but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

2.    Consideration.  In  consideration  for the sale of the Mortgage Loans to the Assignee, the  Assignee  agrees to pay to the  Assignor the amount  referenced  in that certain  trade confirmation dated as of [____________],  200[__] (the "Confirmation"), and duly executed by the Assignor and the Assignee (the  "Purchase  Price").  The Assignee shall pay the Purchase
   Price to the  Assignor  by wire  transfer  of  immediately  available  funds to the  account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3. Servicing  of the Mortgage  Loans.  [Put in a Servicing  Standard if  Servicing  Retained by
   Union  Federal]  [If  Servicing  Released:  From and after the  termination  of  Company  as
   Servicer,  the Servicing  Rights Owner shall service the Mortgage  Loans for the Assignee in accordance  with that certain  Servicing  Agreement dated as of  [________________],  by and between the Servicing  Rights Owner and the Assignee (the "Servicing  Agreement").  Prior to
   such  termination,  the Company shall  service the Mortgage  Loans on behalf of the Assignee and the Servicing  Rights Owner in accordance  with the Purchase  Agreement.] The address of the "Purchaser"  set forth in Section 16 of the Purchase  Agreement shall be changed to read as follows:

                        [___________________]
                        [___________________]
                        [___________________]
                        Attention: [___________]

   The wire transfer  instructions for  distributions to the Assignee on each Distribution Date shall be as follows:

                        Bank:
                        ABA Routing Number:
                        For Credit to:
                        Attn:

4.    Status of Purchase  Agreement.  The  Assignor  represents  and  warrants  that (a) the
   Purchase  Agreement  attached  hereto as Exhibit A is a true,  complete and accurate copy of the  Purchase  Agreement,  (b) the Purchase  Agreement  with respect to each of the Mortgage
   Loans is in full force and effect as of the date hereof,  (c) the Purchase Agreement has not been amended or modified in any  respect,  (d) there has been no waiver or  modification  or any  agreement  to waive or modify any  provision,  nor has any notice of  termination  been given, under the Purchase  Agreement,  (e) the Assignor is not in default,  and has received no notice of default,  under the  Purchase  Agreement,  and,  to the best of the  Assignor's knowledge,  the Company is not in default under the Purchase Agreement,  and (f) to the best of the  Assignor's  knowledge,  there are no offsets,  claims or defenses  available  to the
   Company with respect to the Purchase Agreement or Mortgage Loans.

5.    Covenants,  Representations  and Warranties of the Assignor.  The Assignor  represents and warrants to, and covenants with, the Assignee that:

   a. The Assignor is a  corporation  duly  organized,  validly  existing and in good  standing under the laws of the jurisdiction of its incorporation,  and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

   b. The  Assignor has full  corporate  power and  authority  to execute,  deliver and perform under  this  Agreement,  and  to  consummate  the  transactions  set  forth  herein.  The execution,  delivery  and  performance  of  the  Assignor  of  this  Agreement,  and  the consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action of the Assignor.  This Agreement has been fully executed and delivered by the Assignor and constitutes  the valid and legally  binding  obligation of the  Assignor  enforceable  against the  Assignor in  accordance  with its  respective terms,  subject to the effect of bankruptcy,  insolvency,  reorganization,  moratorium or other similar laws relating to or affecting  creditors'  rights and to the application of equitable principles in any proceeding, whether at law or in equity;

   c. No material  consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with,  any  governmental  entity is  required to be obtained or made by the
      Assignor in connection  with the  execution,  delivery or  performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

   d. There is no action,  suit,  proceeding,  investigation  or litigation  pending or, to the
      Assignor's knowledge,  threatened,  which either in any instance or in the aggregate,  if determined  adversely to the Assignor,  would  adversely  affect the sale of the Mortgage
      Loans to the Assignee,  the execution,  delivery or enforceability of this Agreement,  or the Assignor's ability to perform its obligations under this Agreement;

e.    Immediately  prior to  payment  of the  Purchase  Price for the  Mortgage  Loans,  the
      Assignor is the lawful  owner of the  Mortgage  Loans with the full right to transfer the
      Mortgage Loans free from any and all claims and encumbrances whatsoever.

f.    The Assignor shall use its reasonable  commercial  efforts to cause to be delivered to the Assignee all of the Mortgage Loan  Documents in  accordance  with Section 6.03 of the
      Purchase Agreement.

g.    Each of the  terms  and  conditions  set  forth in the  Purchase  Agreement  which are required to be  satisfied  on or before the Closing Date by the Assignor in order for the
      Assignor to acquire title to the Mortgage Loans has been  satisfied  unless waived by the prejudiced party(ies).

h.    The  Assignor  shall  deliver  to the  Assignee  on or  before  the  Closing  Date the following documents:

                 (1) a fully executed Agreement and Purchase Agreement; and

                 (2) the Mortgage Loan Schedule;

6.    Covenants,  Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, the Assignee that:

   a. The  representations  and  warranties  made by the  Company  under  Subsection  7.01 and
   Subsection 7.02 of the Purchase  Agreement are true and correct in all material respects as of the date  hereof and no event has  occurred  which,  with notice or the passage of time, would constitute a default under the Purchase Agreement.

   b. The Company acknowledges and agrees that upon execution of this Agreement,  [___________]
   shall become the  "Purchaser"  under the Purchase  Agreement,  but not the Servicing  Rights
   Owner,  and all  representations,  warranties  and  covenants by the Company as the "Seller"
   thereunder, including, but not limited to, the representations,  warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser",  shall accrue to [__________]
   by virtue of this Agreement.

   c.  The  Company  agrees  to  provide  the  Assignor  with a copy of the  monthly  reporting information with respect to the Mortgage Loans.

7. Covenants,  Representations and Warranties of Assignee.  The Assignee agrees to be bound, as  "Purchaser",  by all of the terms,  covenants and conditions of the Agreement and the
   Mortgage Loans, and from and after the date hereof,  the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's  obligations as "Purchaser"
   thereunder,  with respect to the Mortgage Loans (except for any  obligations  relating to the Servicing Rights);

8.    Governing  Law.  This  Agreement  shall be construed in  accordance  with the laws of New
   York and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with the laws of New York, except to the extent preempted by federal law.

9. Conflict with Purchase  Agreement.  To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling,  notwithstanding anything to the contrary contained in the Purchase Agreement.

10.   Capitalized  Terms.  All  capitalized  terms  used  herein and not  otherwise  defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11.   Counterparts.  This  Agreement  may be  executed in any number of  counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

      IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement on the date first above written.

[Assignor_______________________]               [Assignee ______________________]
the Assignor                                    the Assignee

BY:_____________________________                BY:____________________________

ITS:______________________________        ITS:____________________________

[Company_______________________]
the Company

BY:_____________________________

ITS:_____________________________

EXHIBIT 8

COMPANY'S UNDERWRITING GUIDELINES

                                    EXHIBIT 9

                           FORM OF POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS:

      WHEREAS,  pursuant to the terms of the Amended and Restated  Forward  Commitment  Flow
Mortgage  Loan  Purchase and Servicing  Agreement  dated as of ________  (the  "Agreement"), between  __________  ("______")  and EMC  Mortgage  Corporation  ("EMC"),  ______ is selling certain mortgage loans (the "Mortgage Loans") to EMC;

      AND  WHEREAS,  ______ is  providing  this  Limited  Power of Attorney  pursuant to the
Agreement;

      NOW,  THEREFORE,  ______ does hereby make,  constitute and appoint EMC,  ______'s true and lawful agent and  attorney-in-fact  with respect to each Mortgage Loan in ______'s name, place and stead:  (i) to  complete  (to the extent  necessary)  and to cause to be submitted for  filing or  recording  in the  appropriate  public  filing  or  recording  offices,  all assignments of mortgage,  deeds of trust or similar documents,  assignments or reassignments of rents,  leases  and  profits,  in each case in favor of EMC,  and all Form UCC-2 or UCC-3 assignments of financing  statements and all other comparable  instruments or documents with respect to the Mortgage Loans which are customarily and reasonably  necessary or appropriate to assign  agreements,  documents and instruments  pertaining to the Mortgage Loans,  and to evidence,  provide notice of and perfect such assignments and conveyances in favor of EMC in the public records of the appropriate filing and recording  offices;  (ii) to file or record in the appropriate public filing or recording offices,  all other Mortgage Loan documents to be recorded  under the terms of the  Agreement or any such Mortgage Loan which have not been submitted  for filing or  recordation  by ______ on or before the date  hereof or which have been so submitted but are  subsequently  lost or returned  unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence,  provide notice of and perfect such documents in the public records of the appropriate  filing and recording  offices;  and
(iii) to do and  perform  all acts in  connection  with the  servicing,  administration  and management of the Mortgage Loans, including but not limited to:

(1)   execute and deliver customary consents or waivers and other instruments and documents,
(2)   consent to transfers of any Mortgaged  Property and  assumptions of the Mortgage Notes and related Mortgages,
(3)   collect any insurance proceeds and other liquidation proceeds,
(4)   effectuate  foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan,
(5)   execute and deliver any and all  instruments of  satisfaction  or  cancellation  or of partial or full release or discharge and all other comparable  instruments,  with respect to the Mortgage Loans, and with respect to the Mortgaged Properties, and
(6)   execute all documents  customarily  and reasonably  necessary and  appropriate for the transfer  post-foreclosure of the previously  Mortgaged  Properties to third parties, and then to collect the sales proceeds from that transfer.

      The  enumeration  of particular  powers herein is not intended in any way to limit the grant to EMC as ______'s  attorney-in-fact  of full power and authority  with respect to the
Mortgage  Loans to  complete  (to the extent  necessary),  file and  record  any  documents, instruments or other writings  referred to above as fully,  to all intents and purposes,  as
______ might or could do if personally present,  hereby ratifying and confirming  whatsoever such  attorney-in-fact  shall and may do by virtue hereof;  and ______ agrees and represents to those  dealing with such  attorney-in-fact  that they may rely upon this Limited Power of
Attorney until  termination  thereof under the provisions of Article III below.  Any and all
third  parties  dealing  with  EMC  as  ______'s   attorney-in-fact   may  rely  completely,
unconditionally  and conclusively on the authority of EMC, as applicable,  and need not make any inquiry about whether EMC is acting  pursuant to the  Agreement.  Any  purchaser,  title insurance  company or other  third party may rely upon a written  statement  by EMC that any particular  Mortgage Loan or related  mortgaged  real property in question is subject to and included under this Limited Power of Attorney and the Agreement.

      Any act or thing  lawfully  done  hereunder  by EMC shall be  binding  on  ______  and
______'s successors and assigns.

      This  Limited  Power of Attorney  shall  continue  in full force and effect  until the earliest occurrence of any of the following events:

(i) the  transfer  by EMC of its  servicing  obligations  under  the  Agreement  to  another servicer;

(ii) with  respect  to any  Mortgage  Loan,  such  Mortgage  Loan is no longer a part of the
Agreement; and

(iii) the termination of the Agreement in accordance with its terms.

      Nothing  herein  shall be deemed to amend or modify the  Agreement  or the  respective rights,  duties or  obligations  of ______  under the  Agreement,  and nothing  herein shall constitute a waiver of any rights or remedies thereunder.

      Capitalized  terms used but not defined herein have the respective  meanings  assigned thereto in the Agreement.

      IN  WITNESS  WHEREOF,  ______  has  caused  this  instrument  to be  executed  and its corporate seal to be affixed hereto by its officer duly authorized as of _____ ___, 200_.

                                       _______________________________________

                                       By:____________________________________
                                                   Name:
                                       ___________________________
                                                   Title:
                                       ___________________________

                                               EXHIBIT 10

                              WIRE INSTRUCTIONS FOR REMITTANCES TO COMPANY

                                               EXHIBIT 11

                                REMITTANCE / REPORTING INSTRUCTIONS FOR

                                 BEAR STEARNS/EMC MORTGAGE CORPORATION

Future remittances for the XXXXXXXXXXXXX  mortgage loans purchased by EMC Mortgage
Corporation should be made by wire transfer as follows:

                                 BANK: CHASE BANK OF TEXAS
                                   BRANCH: IRVING, TEXAS
                           ACCOUNT NAME: EMC MORTGAGE CORPORATION
                                      ABA #: 113000609
                                   Account #: 07001227347
                    Re: Margin #020-74544-14, EMC Whole Loans, XXXXXXXXX
                         Attention: Marcia Prewitt, #(972) 444-3372

                                      ACKNOWLEDGEMENT

            STATE OF_______________)

                          )  ss:

            COUNTY OF ____________  )

      On this ___ day of __________, 200__, before me appeared  _______________________,  to
me  personally   known,   who,   being  by  me  duly  sworn  did  say  that  he/she  is  the
_____________________  of  _____________,  and  that  the  seal  affixed  to  the  foregoing instrument is the corporate seal of said  corporation,  and that said  instrument was signed and sealed in behalf of said  corporation  by authority of its board of directors,  and said
____________ acknowledged said instrument to be the free act and deed of said corporation.

                                       Name:__________________________________
                                                         Notary  Public  in and
                                             for said County and State

            My Commission Expires:

            ___________________

                                               EXHIBIT 12

            Documents required to be sent pursuant to Section 6.03(a) shall be sent to:

            Linda Fischer

            EMC Mortgage Corporation

            909 Hidden Ridge Drive

            Suite 200

            Irving, Texas 75038

            All other documents required under Section 6.03 shall be sent to:

            Wells Fargo Home Mortgage

            One Home Campus

            Des Moines, IA 50328

                                               Exhibit 13

                               EMC Mortgage
                           Flow Purchase Program

                          Commitment Confirmation

                                                                    [date]

Seller                           Waterfield

Commitment Executed by           Chad

Commtiment Type                  Mandatory

Product Type                     [AltA]

Term                             [3/6 LIBOR ARM]

Servicing                        Released

Trade Date                       [date]

Confirmation Number              [MD020405A1]

Commitment Amount                [$x,xxx,xxx]

Pricing Incentive                [xx]       bps

Wt. Avg. Note Rate
 3/6 LIBOR                          [xxx] %

Commitment Period                [xx ]      days

Net Rate                         n/a

                                            (indication only -
                                             based on 3/6 LIBOR
Base Price                       [xxx]       w/ No Prepay @ 5.3750%)

Expiration Date                  [xxxxxx]

Price Code                       [xxx]

Hedges - FN Coupon               n/a

Hedges - Amount                  n/a

Hedges - Sell Price              na

Hedges - PSA Settlement          n/a

Please refer to the attached for loan
level details
All loans are subject to risk price
adjustments

                                                                                EXHIBIT H-10

                                  EMC MORTGAGE CORPORATION

                                         Purchaser

                                            and

                                   WELLS FARGO BANK, N.A.

                                          Company

                                AMENDED AND RESTATED MASTER
                        SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                Dated as of November 1, 2005

                       Fixed Rate and Adjustable Rate Mortgage Loans

ii

ARTICLE I     1
DEFINITIONS   1
ARTICLE II    14
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS;
              CUSTODIAL AGREEMENT; DELIVERY OF DOCUMENTS....................14
ARTICLE III   17
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH..........................17
ARTICLE IV    36
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS..............................36
ARTICLE V     53
PAYMENTS TO PURCHASER.......................................................53
ARTICLE VI    55
GENERAL SERVICING PROCEDURES................................................55
ARTICLE VII   60
COMPANY TO COOPERATE........................................................60
ARTICLE VIII  60
THE COMPANY   60
ARTICLE IX    62
SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS......62
ARTICLE X     73
DEFAULT       73
ARTICLE XI    74
TERMINATION   74
ARTICLE XII   75
MISCELLANEOUS PROVISIONS....................................................75

                                          EXHIBITS

                  Exhibit A               Form of Assignment and Conveyance
                                          Agreement
                  Exhibit B               Custodial Agreement
                  Exhibit C               Contents of Each Retained Mortgage File,
                                          Servicing File and Custodial Mortgage File
                  Exhibit D               Servicing Criteria
                  Exhibit E               Form of Sarbanes Certification
                  Exhibit F               Form of Sarbanes-Oxley Back-Up
                                          Certification
                  Exhibit G               Form of Assignment, Assumption and
                                          Recognition Agreement
                  Exhibit H               Electronic Data File

46

      This is an Amended and Restated  Master  Seller's  Warranties and Servicing  Agreement
for  residential  first mortgage  loans,  dated and effective as of November 1, 2005, and is executed between EMC Mortgage Corporation,  as purchaser (the "Purchaser"),  and Wells Fargo
Bank, N.A., as seller and servicer (the "Company").

                                    W I T N E S S E T H

      WHEREAS,  the  Purchaser  has agreed to purchase  from the Company and the Company has agreed  to  sell  to the  Purchaser  from  time  to  time  (each  a  "Transaction")  certain residential  Mortgage Loans which shall be delivered as whole loans (each a "Loan  Package")
on  various  dates  (each a  "Closing  Date") as  provided  for in  certain  Assignment  and
Conveyance  Agreements by and between the Purchaser and the Company as executed from time to time; and

      WHEREAS,  each of the Mortgage Loans is secured by a mortgage,  deed of trust or other security  instrument  creating  a  first  lien  on a  residential  dwelling  located  in the jurisdiction indicated on the related Mortgage Loan Schedule; and

      WHEREAS,  the  Purchaser  and the Company wish to prescribe  the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

      NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and  valuable  consideration,  the  receipt  and  adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                         ARTICLE I
                                        DEFINITIONS

      Whenever used herein,  the following words and phrases,  unless the content  otherwise requires, shall have the following meanings:

      Accepted  Servicing  Practices:  With respect to any  Mortgage  Loan,  those  mortgage servicing  practices of prudent mortgage lending  institutions  which service mortgage loans of the same type as such  Mortgage  Loan in the  jurisdiction  where the  related  Mortgaged
Property is located.

      Adjustment  Date:  As to each  adjustable  rate Mortgage  Loan,  the date on which the
Mortgage  Interest  Rate is adjusted in  accordance  with the terms of the related  Mortgage
Note and Mortgage.

      Agency/Agencies:  Fannie Mae, Freddie Mac or GNMA, or any of them as applicable.

      Agency  Transfer:  Any sale or  transfer of some or all of the  Mortgage  Loans by the
Purchaser to an Agency which sale or transfer is not a  Securitization  Transaction or Whole
Loan Transfer.

      Agreement:  This  Amended  and  Restated  Master  Seller's  Warranties  and  Servicing
Agreement and all amendments hereof and supplements hereto.

      ALTA:  The American Land Title Association or any successor thereto.

      Appraised  Value:  With respect to any Mortgage  Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related  Mortgage Loan as the value of the related  Mortgaged  Property,  or (ii) the  purchase  price paid for the
Mortgaged  Property,  provided,  however,  in the case of a refinanced  Mortgage Loan,  such value shall be based solely on the appraisal  made in  connection  with the  origination  of such Mortgage Loan.

      Assignment and Conveyance Agreement:      With  respect  to  each   Transaction,   the
agreement  between the Purchaser  and the Company  conveying to the Purchaser all the right, title and  interest  of the  Company  in and to the  related  Mortgage  Loans  listed on the related Mortgage Loan Schedule, a form of which is attached hereto as Exhibit A.

      Assignment  of  Mortgage:  An  assignment  of the  Mortgage,  notice  of  transfer  or equivalent  instrument in recordable  form,  sufficient  under the laws of the  jurisdiction wherein the  related  Mortgaged  Property is located to reflect the sale of the  Mortgage to the  Purchaser  or if the  related  Mortgage  has been  recorded  in the name of MERS or its designee,  such actions as are  necessary to cause the Purchaser to be shown as the owner of the  related  Mortgage  on the  records  of MERS for  purposes  of the  system of  recording transfers of beneficial  ownership of mortgages  maintained by MERS, including assignment of the MIN Number  which will appear  either on the Mortgage or the  Assignment  of Mortgage to
MERS.

      Assignment  of  Mortgage  Note and Pledge  Agreement:  With  respect to a  Cooperative
Loan, an assignment of the Mortgage Note and Pledge Agreement.

      Assignment of  Proprietary  Lease:  With respect to a Cooperative  Loan, an assignment of the Proprietary  Lease sufficient under the laws of the jurisdiction  wherein the related
Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

      Business  Day:  Any day other  than (i) a Saturday  or Sunday,  or (ii) a day on which banking  and savings and loan  institutions  in the states  where the parties are located or are authorized or obligated by law or executive order to be closed.

      Buydown Agreement:  An agreement between the Company and a Mortgagor,  or an agreement among the Company,  a Mortgagor  and a seller of a Mortgaged  Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

      Buydown Funds:  In respect of any Buydown  Mortgage  Loan,  any amount  contributed by the seller of a Mortgaged  Property  subject to a Buydown  Mortgage  Loan, the buyer of such property,  the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments  required to be made from the Mortgagor's  funds in the early years of a Mortgage Loan.

      Buydown  Mortgage Loan:  Any Mortgage Loan in respect of which,  pursuant to a Buydown
Agreement,  (i) the  Mortgagor  pays less than the full  Monthly  Payments  specified in the
Mortgage Note for a specified period,  and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

      Buydown  Period:  The  period  of time  when a Buydown  Agreement  is in  effect  with respect to a related Buydown Mortgage Loan.

      Closing  Date:  The date or dates,  set forth in the  related  Commitment  Letter,  on which  from  time to time the  Purchaser  shall  purchase  and the  Company  shall  sell the
Mortgage Loans listed on the related Mortgage Loan Schedule for each Transaction.

      Code:  The Internal  Revenue  Code of 1986,  as it may be amended from time to time or any successor statute thereto,  and applicable U.S.  Department of the Treasury  regulations issued pursuant thereto.

      Commission:  The United States Securities and Exchange Commission.

      Commitment  Letter:  The commitment  letter  executed in relation to each  Transaction that sets forth, among other things, the Purchase Price for the related Mortgage Loans.

      Company:  Wells Fargo Bank,  N.A.,  or its  successor  in interest or assigns,  or any successor to the Company under this Agreement appointed as herein provided.

      Company Information:  As defined in Section 9.01(f)(i)(A).

      Condemnation  Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether  permanent  or  temporary,  partial or entire,  by  exercise of the power of eminent domain or  condemnation,  to the  extent not  required  to be  released  to a  Mortgagor  in accordance with the terms of the related Mortgage Loan Documents.

      Cooperative:  The entity that holds title (fee or an acceptable  leasehold  estate) to all of the real property that the Project comprises,  including the land,  separate dwelling units and all common areas.

      Cooperative Apartment:  The specific dwelling unit relating to a Cooperative Loan.

      Cooperative  Lien Search:  A search for (a) federal tax liens,  mechanics'  liens, lis pendens,  judgments of record or otherwise  against (i) the Cooperative,  (ii) the seller of the  Cooperative  Apartment  and (iii) the Company if the  Cooperative  Loan is a refinanced
Mortgage Loan, (b) filings of financing  statements and (c) the deed of the Project into the
Cooperative.

      Cooperative  Loan:  A  Mortgage  Loan that is  secured  by  Cooperative  Shares  and a
Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

      Cooperative  Shares:  The  shares  of  stock  issued  by a  Cooperative,  owned by the
Mortgagor, and allocated to a Cooperative Apartment.

      Covered Loan:  A Mortgage Loan categorized as "Covered" pursuant to the Standard &
Poor's Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

      Custodial  Account:  The separate account or accounts created and maintained  pursuant to Section 4.04.

      Custodial  Agreement:  The agreement  governing the retention of the originals of each
Mortgage Note,  Mortgage,  Assignment of Mortgage and other Mortgage Loan Documents,  a form of which is annexed hereto as Exhibit B.

      Custodial  Mortgage  File:  The items referred to as items (1), (2), (4), (5) and (10)
in Exhibit C annexed  hereto to be delivered by the Company to the  Custodian on the related
Closing  Date with respect to a  particular  Mortgage  Loan,  and any  additional  documents required to be added to the Custodial  Mortgage File and delivered to the custodian pursuant to this Agreement.

      Custodian:  The custodian under the Custodial Agreement,  or its successor in interest or assigns,  or any  successor to the Custodian  under the  Custodial  Agreement as provided therein.

      Cut-off Date:  With respect to each  Transaction,  the first day of the month in which the related Closing Date occurs.

      Deleted  Mortgage  Loan:  A  Mortgage  Loan  which is  repurchased  by the  Company in accordance  with the terms of this  Agreement  and  which is, in the case of a  substitution pursuant to Section 3.03,  replaced or to be replaced with a Qualified  Substitute  Mortgage
Loan.

      Depositor:  The  depositor,  as such term is defined in Regulation AB, with respect to any Securitization Transaction.

      Determination  Date:  The Business Day  immediately  preceding the related  Remittance
Date.

      Due  Date:  The  first  day of the  month on which  the  Monthly  Payment  is due on a
Mortgage Loan, exclusive of any days of grace.

      Due  Period:  With  respect to each  Remittance  Date,  the period  commencing  on the second day of the month  preceding the month of the Remittance  Date and ending in the first day of the month of the Remittance Date.

      Electronic  Data File: The final  electronic  file of the Mortgage  Loans, in relation to each  Transaction,  provided by Company to the Purchaser on or before the related Closing
Date.

      Errors and Omissions  Insurance  Policy:  An errors and omissions  insurance policy to be maintained by the Company pursuant to Section 4.12.

      Escrow Account:  The separate account or accounts  created and maintained  pursuant to
Section 4.06.

      Escrow Payments:  With respect to any Mortgage Loan, the amounts  constituting  ground rents, taxes,  assessments,  water rates, sewer rents, municipal charges, mortgage insurance premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee  pursuant to the Mortgage or any other related document.

      Event of Default:  Any one of the  conditions or  circumstances  enumerated in Section
10.01.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Fannie Mae:  The Federal National Mortgage Association or any successor thereto.

      FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

      Fidelity  Bond: A fidelity bond to be  maintained  by the Company  pursuant to Section
4.12.

      Freddie Mac:  The Federal Home Loan Mortgage Corporation or any successor thereto.

      Gross  Margin:  With  respect  to  each  adjustable  rate  Mortgage  Loan,  the  fixed percentage  amount  set forth in the  related  Mortgage  Note which is added to the Index in order to determine the related Interest Rate, as set forth in the Mortgage Loan Schedule.

      High Cost Loan:  A Mortgage Loan classified as (a) a "high cost" loan under the Home
Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold,"
"covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as "High Cost" pursuant to the
Standard & Poor's Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

      Home Loan:  A Mortgage  Loan  categorized  as "Home Loan"  pursuant to the  Standard &
Poor's  Glossary for File Format for LEVELS®  Version 5.6,  Appendix E, as revised from time to time and in effect on each related Closing Date.

      Incremental  Interest:  As to any  Incremental  Rate  Mortgage  Loan,  the  amount  of interest  accrued on such Mortgage Loan  attributable  to the  Incremental  Rate;  provided, however,  that with  respect  to any  payment  of  interest  received  in  respect of such a
Mortgage  Loan  (whether  paid by the  Mortgagor  or  received  as  Liquidation  Proceeds or otherwise)  which is less than the full  amount of  interest  then due with  respect to such
Mortgage  Loan,  only  that  portion  of such  payment  of  interest  that  bears  the  same relationship  to the total amount of such payment of interest as the  Incremental  Rate,  if any,  in  respect  of such  Mortgage  Loan  bears to the  Mortgage  Interest  Rate  shall be allocated to the Incremental Interest with respect thereto.

      Incremental  Rate:  For an  Incremental  Rate Mortgage Loan, the per annum increase to the initial  Mortgage  Interest Rate set forth in the addendum to the related Mortgage Note, which  increase takes effect upon the occurrence of certain  specified  conditions  prior to the first Adjustment Date and remains in effect until the first Adjustment Date.

      Incremental  Rate Mortgage  Loan: A Mortgage Loan for which the related  Mortgage Note includes an addendum that allows for an increase to the initial Mortgage  Interest Rate upon the occurrence of certain specified conditions.

      Index:  With respect to any adjustable rate Mortgage Loan, the index identified on the
Mortgage  Loan  Schedule  and set forth in the  related  Mortgage  Note for the  purpose  of calculating the interest thereon.

      Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Interest  Only  Mortgage  Loan:  A Mortgage  Loan for which an  interest-only  payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

      Lender  Paid  Mortgage  Insurance  Policy or LPMI  Policy:  A PMI Policy for which the
Company pays all premiums from its own funds, without reimbursement therefor.

      Liquidation  Proceeds:   Cash  received  in  connection  with  the  liquidation  of  a defaulted  Mortgage  Loan,  whether  through the sale or assignment  of such Mortgage  Loan, trustee's  sale,  foreclosure  sale  or  otherwise,  or the  sale of the  related  Mortgaged
Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

      Loan-to-Value  Ratio or LTV:  With  respect  to any  Mortgage  Loan,  the ratio of the original loan amount of the Mortgage Loan at its origination  (unless  otherwise  indicated)
to the Appraised Value of the Mortgaged Property.

      MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

      MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System

      MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

      MIN:  Mortgage Identification Number used to identify mortgage loans registered under
MERS.

      Monthly  Advance:  The portion of each Monthly Payment that is delinquent with respect to each Mortgage  Loan at the close of business on the  Determination  Date,  required to be advanced by the Company  pursuant to Section 5.03 on the Business Day immediately  preceding the Remittance Date of the related month.

      Monthly  Payment:  The  scheduled  monthly  payment of  principal  and  interest  on a
Mortgage Loan or in the case of an Interest Only  Mortgage  Loan,  payments of (i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan.

      Mortgage:  The mortgage,  deed of trust or other instrument  securing a Mortgage Note, which  creates  a first  lien on an  unsubordinated  estate in fee  simple in real  property securing  the  Mortgage  Note or the  Pledge  Agreement  securing  the  Mortgage  Note for a
Cooperative Loan.

      Mortgage  Impairment  Insurance  Policy:  A  mortgage  impairment  or  blanket  hazard insurance policy as described in Section 4.11.

      Mortgage  Interest  Rate:  The annual  rate of  interest  borne on a Mortgage  Note in accordance with the provisions of the Mortgage Note.

      Mortgage  Loan:  An individual  mortgage loan which is the subject of this  Agreement, each Mortgage Loan  originally  sold and subject to this Agreement  being  identified on the
Mortgage  Loan  Schedule,  which  Mortgage  Loan includes  without  limitation  the Retained
Mortgage File, the Custodial  Mortgage File, the Monthly  Payments,  Principal  Prepayments,
Liquidation Proceeds,  Condemnation  Proceeds,  Insurance Proceeds, REO Disposition Proceeds
and all other rights, benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

      Mortgage  Loan  Documents:  With  respect to a Mortgage  Loan,  the  original  related
Mortgage Note with applicable addenda and riders,  the original related Security  Instrument and the originals of any required addenda and riders,  the original  related  Assignment and any original  intervening related  Assignments,  the original related title insurance policy and evidence of the related PMI Policy, if any.

      Mortgage Loan  Remittance  Rate:  With respect to each Mortgage  Loan, the annual rate of interest  remitted to the Purchaser,  which shall be equal to the Mortgage  Interest Rate minus the Servicing Fee Rate.

      Mortgage  Loan  Schedule:  With  respect to each  Transaction,  a schedule of Mortgage
Loans, which shall be attached to the related Assignment and Conveyance  Agreement,  setting forth the  following  information  with respect to each  Mortgage  Loan:  (1) the  Company's
Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property;  (3) a code indicating  whether  the  Mortgaged  Property  is  a  single  family  residence,  two-family residence,  three-family residence,  four-family residence, a Cooperative Loan, planned unit development  or  condominium;  (4) the current  Mortgage  Interest Rate; (5) the current net
Mortgage  Interest  Rate; (6) the current  Monthly  Payment;  (7) the Gross Margin;  (8) the original term to maturity;  (9) the scheduled  maturity date; (10) the principal  balance of the Mortgage  Loan as of the related  Cut-off Date after  deduction of payments of principal due on or before the related Cut-off Date whether or not collected;  (11) the Loan-to-Value;
(12) the next Adjustment  Date; (13) the lifetime  Mortgage  Interest Rate cap; (14) whether the Mortgage  Loan is  convertible  or not;  (15) a code  indicating  the mortgage  guaranty insurance  company;  (16) a code  indicating  whether the  Mortgage  Loan  contains  pledged assets;  (17) a code indicating whether the Mortgage Loan has balloon payments;  (18) a code indicating  whether the  Mortgage  Loan is an Interest  Only  Mortgage  Loan;  (16) a field indicating whether the Mortgage Loan is a Home Loan; and (17) the Servicing Fee.

      Mortgage Note: The note or other evidence of the  indebtedness of a Mortgagor  secured by a Mortgage.

      Mortgaged  Property:  The real property securing  repayment of the debt evidenced by a
Mortgage Note, or with respect to a Cooperative Loan, the Cooperative Apartment.

      Mortgagor:  The obligor on a Mortgage Note.

      Officer's  Certificate:  A certificate signed by the Chairman of the Board or the Vice
Chairman of the Board or the President or a Vice  President or an Assistant  Vice  President
and  certified by the  Treasurer  or the  Secretary or one of the  Assistant  Treasurers  or
Assistant  Secretaries  of the Company,  and  delivered to the Purchaser as required by this
Agreement.

      Opinion of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the
Company, reasonably acceptable to the Purchaser.

      Periodic  Interest Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum increase or decrease in the Mortgage  Interest Rate on any  Adjustment  Date pursuant to the terms of the Mortgage Note.

      Person: Any individual,  corporation,  partnership,  limited liability company,  joint venture,  association,  joint-stock company, trust, unincorporated organization,  government or any agency or political subdivision thereof.

      Pledge  Agreement:  With  respect  to  a  Cooperative  Loan,  the  specific  agreement creating  a  first  lien  on and  pledge  of the  Cooperative  Shares  and  the  appurtenant
Proprietary Lease.

      Pledge  Instruments:  With  respect  to a  Cooperative  Loan,  the  Stock  Power,  the
Assignment  of the  Proprietary  Lease and the  Assignment  of the Mortgage  Note and Pledge
Agreement.

      PMI  Policy:  A  policy  of  primary  mortgage  guaranty  insurance  evidenced  by  an electronic form and certificate  number issued by a Qualified  Insurer,  as required by this
Agreement with respect to certain Mortgage Loans.

      Prime Rate:  The prime rate  announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

      Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date,  including any prepayment penalty or premium  thereon  and  which  is not  accompanied  by an  amount  of  interest  representing scheduled  interest due on any date or dates in any month or months  subsequent to the month of prepayment.

      Principal  Prepayment  Period:  The month  preceding  the  month in which the  related
Remittance Date occurs.

      Project:  With respect to a Cooperative  Loan,  all real property owned by the related
Cooperative including the land, separate dwelling units and all common areas.
      Proprietary  Lease:  With  respect to a  Cooperative  Loan,  a lease on a  Cooperative
Apartment   evidencing  the  possessory  interest  of  the  Mortgagor  in  such  Cooperative
Apartment.

      Purchaser:  EMC Mortgage  Corporation,  or its  successor in interest or any successor to the Purchaser under this Agreement as herein provided.

      Purchase  Price:  The purchase  price for each Loan Package  shall be as stated in the related Commitment Letter.

      Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided  that the  following  conditions  are  satisfied:  (i)  such  Mortgage  Loans  were originated  pursuant to an agreement  between the Company and such Person that  contemplated that  such  person  would  underwrite  mortgage  loans  from  time to time,  for sale to the
Company, in accordance with underwriting  guidelines  designated by the Company ("Designated
Guidelines") or guidelines  that do not vary  materially  from such  Designated  Guidelines;
(ii) such  Mortgage  Loans were in fact  underwritten  as  described in clause (i) above and were  acquired  by the  Company  within 180 days  after  origination;  (iii)  either (x) the
Designated  Guidelines  were, at the time such Mortgage Loans were  originated,  used by the
Company in  origination  of mortgage  loans of the same type as the  Mortgage  Loans for the
Company's  own account or (y) the  Designated  Guidelines  were,  at the time such  Mortgage
Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in  originating  mortgage  loans to be  purchased  by the  Company;  and  (iv)  the  Company employed,  at the time such Mortgage  Loans were acquired by the Company,  pre-purchased  or post-purchased  quality assurance procedures (which may involve,  among other things, review of a sample  or  mortgage  loans  purchased  during a  particular  time  period  or  through particular  channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

      Qualified  Depository:  A deposit  account or  accounts  maintained  with a federal or state chartered depository  institution the deposits in which are insured by the FDIC to the applicable  limits and the short-term  unsecured debt  obligations of which (or, in the case of a  depository  institution  that is a subsidiary  of a holding  company,  the  short-term unsecured  debt  obligations  of such  holding  company)  are rated A-1 by Standard & Poor's
Ratings  Group or Prime-1 by Moody's  Investors  Service,  Inc. (or a  comparable  rating if another  rating  agency is specified by the  Purchaser by written  notice to the Company) at the time any deposits are held on deposit therein.

      Qualified   Insurer:  A  mortgage  guaranty  insurance  company  duly  authorized  and licensed  where  required  by law to  transact  mortgage  guaranty  insurance  business  and approved as an insurer by Fannie Mae or Freddie Mac.

      Qualified  Substitute  Mortgage  Loan: A mortgage loan eligible to be  substituted  by the Company for a Deleted  Mortgage Loan which must, on the date of such  substitution,  (i)
have an outstanding principal balance,  after deduction of all scheduled payments due in the month of  substitution  (or in the case of a substitution of more than one mortgage loan for a Deleted  Mortgage  Loan,  an  aggregate  principal  balance),  not in excess of the Stated
Principal  Balance of the Deleted  Mortgage Loan;  (ii) have a Mortgage Loan Remittance Rate not less than and not more than two percent (2%) greater than the Mortgage  Loan  Remittance
Rate of the Deleted  Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted  Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan and (v) comply with each  representation  and warranty set forth in Sections 3.01 and 3.02.

      Rating  Agency/Agencies:  Any nationally recognized  statistical Rating Agency, or its successors,  including Standard & Poor's, a division of The McGraw-Hill  Companies,  Moody's
Investors Service, Inc. and Fitch Ratings.

      Recognition  Agreement:  An agreement  whereby a Cooperative and a lender with respect to a Cooperative  Loan (i)  acknowledge  that such lender may make, or intends to make, such
Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

      Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

      Reconstitution  Agreement:  The  agreement or  agreements  entered into by the Company and the Purchaser  and/or  certain third  parties on the  Reconstitution  Date or Dates with respect to any or all of the Mortgage Loans serviced  hereunder,  in connection with a Whole
Loan Transfer or Securitization Transaction.

      Reconstitution  Date:  The date on which  any or all of the  Mortgage  Loans  serviced under this  Agreement  may be removed from this  Agreement  and  reconstituted  as part of a
Securitization Transaction,  Agency Transfer or Whole Loan Transfer pursuant to Section 9.01 hereof.  The Reconstitution Date shall be such date as the Purchaser shall designate.

      Regulation AB: Subpart 229.1100 - Asset Backed  Securities  (Regulation AB), 17 C.F.R.
§§229.1100-229.1123,  as  such  may be  amended  from  time to  time,  and  subject  to such clarification  and  interpretation  as have been provided by the  Commission in the adopting release  (Asset-Backed  Securities,  Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506,
1,531  (Jan.  7,  2005) or by the  staff of the  Commission,  or as may be  provided  by the
Commission or its staff from time to time.

      REMIC:  A "real  estate  mortgage  investment  conduit"  within the meaning of Section
860D of the Code.

      REMIC  Provisions:  Provisions  of the  federal  income tax law  relating  to a REMIC, which appear at Section 860A  through 860G of  Subchapter M of Chapter 1,  Subtitle A of the
Code,  and  related   provisions,   regulations,   rulings  or  pronouncements   promulgated
thereunder, as the foregoing may be in effect from time to time.

      Remittance  Date:  The 18th day (or if such 18th day is not a Business  Day, the first
Business Day immediately following) of any month.

      REO Disposition:  The final sale by the Company of any REO Property.

      REO  Disposition  Proceeds:  All amounts  received with respect to an REO  Disposition pursuant to Section 4.16.

      REO  Property:  A  Mortgaged  Property  acquired  by  the  Company  on  behalf  of the
Purchaser  through  foreclosure or by deed in lieu of  foreclosure,  as described in Section
4.16.

      Repurchase  Price:  Unless agreed otherwise by the Purchaser and the Company,  a price equal to (i) the Stated  Principal  Balance of the Mortgage  Loan plus (ii) interest on such
Stated  Principal  Balance  at the  Mortgage  Loan  Remittance  Rate  from the date on which interest has last been paid and  distributed  to the  Purchaser  through the last day of the month in which such repurchase takes place,  less amounts received or advanced in respect of such  repurchased  Mortgage  Loan  which  are  being  held  in  the  Custodial  Account  for distribution in the month of repurchase.

      Retained  Mortgage  File: The items referred to as items (3), (6), (7), (8) and (9) in
Exhibit C annexed  hereto with respect to a particular  Mortgage  Loan that are not required to be delivered to the Custodian  pursuant to this Agreement,  and any additional  documents required to be added to the Retained Mortgage File pursuant to this Agreement.

      Securities Act:  The Securities Act of 1933, as amended.

      Securitization  Transaction:  Any  transaction  involving  either  (a) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly to an issuing  entity in connection  with an issuance of publicly  offered or privately  placed,  rated or unrated mortgage-backed  securities  or (b) an  issuance of publicly  offered or  privately  placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

      Servicer:  As defined in Section 9.01(e)(iii).

      Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket" costs and  expenses  other  than  Monthly  Advances  (including  reasonable  attorney's  fees  and disbursements)  incurred in the  performance  by the Company of its  servicing  obligations, including, but not limited to, the cost of (a) the preservation,  restoration and protection
of  the  Mortgaged  Property,  (b)  any  enforcement  or  judicial  proceedings,   including
foreclosures,  (c) the  management  and  liquidation  of any REO Property and (d) compliance with the  obligations  under Section 4.08 and 4.10  (excluding the Company's  obligations to pay the premiums on LPMI Policies).

      Servicing Criteria:  The "servicing  criteria" set forth in Item 1122(d) of Regulation
AB, as such may be amended from time to time.

      Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the
Purchaser  shall pay to the Company,  which shall,  for a period of one full month, be equal to  one-twelfth  of the  product  of (a) the  Servicing  Fee  Rate  and (b) the  outstanding principal  balance of such Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same  principal  amount and period  respecting  which any related  interest payment  on a  Mortgage  Loan  is  received.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely from,  the interest portion  (including  recoveries with respect to interest from Liquidation  Proceeds,  to the extent  permitted by Section 4.05) of such Monthly Payment  collected by the Company,  or as otherwise provided under Section 4.05.

      Servicing Fee Rate:  The per annum  percentage  for each  Mortgage  Loan, as stated in the Commitment Letter.

      Servicing  File:  With respect to each Mortgage Loan, the file retained by the Company consisting  of  originals  of all  documents  in the  Retained  Mortgage  File which are not delivered  to the  Custodian  and  copies  of the  Mortgage  Loan  Documents  listed  in the
Custodial  Agreement  the  originals  of which are  delivered to the  Custodian  pursuant to
Section 2.03.

      Servicing  Officer:  Any officer of the Company  involved  in or  responsible  for the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears  on a list  of servicing officers furnished by the Company to the Purchaser upon request,  as such list may from time to time be amended.

      Stated Principal  Balance:  As to each Mortgage Loan, (i) the principal balance of the
Mortgage  Loan at the related  Cut-off Date after giving effect to payments of principal due on or  before  such  date,  whether  or not  received,  minus  (ii) all  amounts  previously distributed  to the  Purchaser  with  respect  to the  related  Mortgage  Loan  representing payments or recoveries of principal or advances in lieu thereof.

      Static Pool Information:  Static pool information as described in Item  1105(a)(1)-(3)
and 1105(c) of Regulation AB.

      Stock  Certificate:  With  respect to a  Cooperative  Loan, a  certificate  evidencing ownership of the Cooperative Shares issued by the Cooperative.

      Stock  Power:  With  respect  to a  Cooperative  Loan,  an  assignment  of  the  Stock
Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

      Subcontractor:  Any vendor,  subcontractor or other Person that is not responsible for the  overall  servicing  (as  "servicing"  is commonly  understood  by  participants  in the mortgage-backed  securities  market) of Mortgage  Loans but  performs  one or more  discrete functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage  Loans under the direction or authority of the Company or a Subservicer.

      Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any
Subservicer  and  is  responsible  for  the   performance   (whether   directly  or  through
Subservicers  or  Subcontractors)  of  a  substantial  portion  of  the  material  servicing
functions   required  to  be  performed  by  the  Company   under  this   Agreement  or  any
Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

      Subsidy  Account:  An  account  maintained  by the  Company  specifically  to hold all
Subsidy Funds to be applied to individual Subsidy Loans.

      Subsidy Funds:  With respect to any Subsidy Loans,  funds  contributed by the employer of a Mortgagor in order to reduce the payments  required  from the Mortgagor for a specified period in specified amounts.

      Subsidy Loan:  Any Mortgage  Loan subject to a temporary  interest  subsidy  agreement pursuant to which the monthly interest  payments made by the related  Mortgagor will be less than the  scheduled  monthly  interest  payments on such Mortgage  Loan,  with the resulting difference  in interest  payments  being  provided by the  employer of the  Mortgagor.  Each
Subsidy Loan will be identified as such in the related Electronic Data File.

      Third-Party  Originator:  Each  Person,  other than a  Qualified  Correspondent,  that originated Mortgage Loans acquired by the Company.

      Time$aver®  Mortgage  Loan: A Mortgage  Loan which has been  refinanced  pursuant to a
Company program that allows a rate/term  refinance of an existing Company serviced loan with minimal documentation.

      Whole Loan  Transfer:  Any sale or  transfer of some or all of the  Mortgage  Loans by the Purchaser to a third party,  which sale or transfer is not a Securitization  Transaction or Agency Transfer.

                                         ARTICLE II

  CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; CUSTODIAL
                              AGREEMENT; DELIVERY OF DOCUMENTS

Section 2.01      Conveyance of Mortgage Loans; Possession of Custodial Mortgage Files;
            Maintenance of Retained Mortgage Files and Servicing Files.

      Pursuant to an Assignment and Conveyance  Agreement,  on the related Closing Date, the
Company,  simultaneously  with the payment of the  Purchase  Price by the  Purchaser,  shall thereby sell, transfer, assign, set over and convey to the Purchaser,  without recourse, but subject to the terms of this Agreement and the related Assignment and Conveyance  Agreement, all the right,  title and interest of the Company in and to the Mortgage Loans listed on the respective  Mortgage Loan Schedule  annexed to such  Assignment  and  Conveyance  Agreement, together with the Retained  Mortgage  Files and Custodial  Mortgage Files and all rights and obligations  arising under the documents  contained  therein.  Pursuant to Section 2.03, the
Company  shall deliver the Custodial  Mortgage  File for each Mortgage Loan  comprising  the related Loan Package to the Custodian.

      The contents of each  Retained  Mortgage  File not  delivered to the Custodian are and shall be held in  trust  by the  Company  for the  benefit  of the  Purchaser  as the  owner thereof.  The Company shall maintain a Servicing  File  consisting of a copy of the contents of each  Custodial  Mortgage  File  and the  originals  of the  documents  in each  Retained
Mortgage  File not delivered to the  Custodian.  The  possession  of each Retained  Mortgage
File and Servicing  File by the Company is at the will of the Purchaser for the sole purpose of servicing the related  Mortgage Loan, and such retention and possession by the Company is in a custodial  capacity  only.  Upon the sale of the Mortgage  Loans the  ownership of each
Mortgage Note, the related  Mortgage and the related  Custodial  Mortgage File and Servicing
File  shall  vest  immediately  in the  Purchaser,  and the  ownership  of all  records  and documents  with  respect to the  related  Mortgage  Loan  prepared by or which come into the possession of the Company shall vest  immediately in the Purchaser and shall be retained and maintained  by the  Company,  in  trust,  at the  will  of the  Purchaser  and  only in such custodial  capacity.  The Company shall release its custody of the contents of any Servicing
File only in accordance with written  instructions  from the Purchaser,  unless such release is  required  as  incidental  to the  Company's  servicing  of the  Mortgage  Loans or is in connection  with a repurchase  of any Mortgage  Loan  pursuant to Section 3.03 or 6.02.  All such costs  associated  with the release,  transfer and  re-delivery to the Company shall be the  responsibility  of the Purchaser other than any related  recording costs (especially in instances of breach).

      In addition,  in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause,  the MERS® System to indicate that such Mortgage  Loans have been assigned by the Company to the Purchaser in accordance  with this Agreement by including (or deleting,  in the case of  Mortgage  Loans which are  repurchased  in  accordance  with this
Agreement) in such computer files the  information  required by the MERS® System to identify the Purchaser as beneficial owner of such Mortgage Loans.

Section 2.02      Books and Records; Transfers of Mortgage Loans.

      From and after the sale of the  Mortgage  Loans to the  Purchaser  in the related Loan
Package on each Closing Date, all rights  arising out of such Mortgage  Loans  including but not limited to all funds  received on or in connection  with such Mortgage  Loans,  shall be received and held by the Company in trust for the benefit of the  Purchaser as owner of such
Mortgage Loans,  and the Company shall retain record title to the related  Mortgages for the sole purpose of  facilitating  the  servicing and the  supervision  of the servicing of such
Mortgage Loans.

      The sale of each Mortgage  Loan shall be reflected on the Company's  balance sheet and other  financial  statements  as a sale of  assets  by the  Company.  The  Company  shall be responsible for  maintaining,  and shall  maintain,  a complete set of books and records for each Mortgage  Loan which shall be marked  clearly to reflect the ownership of each Mortgage
Loan by the  Purchaser.  In  particular,  the  Company  shall  maintain  in its  possession, available  for  inspection  by the  Purchaser,  or its  designee,  and shall  deliver to the
Purchaser upon demand,  evidence of compliance with all federal, state and local laws, rules and regulations,  and  requirements of Fannie Mae or Freddie Mac,  including but not limited to  documentation  as to the method used in determining the  applicability of the provisions of the Flood  Disaster  Protection  Act of 1973,  as  amended,  to the  Mortgaged  Property, documentation  evidencing  insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and  records of  periodic  inspections  as required by
Section  4.13.  To the extent that  original  documents  are not  required  for  purposes of realization  of  Liquidation  Proceeds or Insurance  Proceeds,  documents  maintained by the
Company  may be in the form of  microfilm  or  microfiche  or such other  reliable  means of recreating original  documents,  including but not limited to, optical imagery techniques so long as the Company  complies with the  requirements of the Fannie Mae Selling and Servicing
Guide, as amended from time to time.

      The  Company  shall  maintain  with  respect  to each  Mortgage  Loan and  shall  make available for inspection by any Purchaser or its designee the related  Servicing File during the time the Purchaser  retains ownership of such Mortgage Loan and thereafter in accordance with applicable laws and regulations.

      The Company shall keep at its servicing office books and records in which,  subject to such  reasonable  regulations  as it may  prescribe,  the Company  shall note  transfers  of
Mortgage  Loans.  No  transfer of a Mortgage  Loan may be made  unless  such  transfer is in compliance with the terms hereof.  For the purposes of this Agreement,  the Company shall be under no obligation  to deal with any Person with respect to this  Agreement or the Mortgage
Loans unless the books and records show such Person as the owner of the Mortgage  Loan.  The
Purchaser may, subject to the terms of this Agreement,  sell and transfer one or more of the
Mortgage  Loans.  The Purchaser also shall advise the Company of the transfer.  Upon receipt of notice of the  transfer,  the  Company  shall mark its books and  records to reflect  the ownership of the Mortgage Loans of such assignee,  and shall release the previous  Purchaser from its  obligations  hereunder  with  respect to the Mortgage  Loans sold or  transferred.
Such  notification of a transfer shall include a final loan schedule which shall be received by the  Company no fewer than five (5)  Business  Days before the last  Business  Day of the month. If such  notification  is not received as specified  above,  the Company's  duties to remit and report as required by Section 5 shall begin with the next Due Period.

Section 2.03      Custodial Agreement; Delivery of Documents.

      On each Closing Date with respect to each  Mortgage Loan  comprising  the related Loan
Package,  the  Company  shall  deliver and release to the  Custodian  the related  Custodial
Mortgage File as set forth in Exhibit C attached hereto.

      The  Custodian  shall  certify its receipt of any  Mortgage  Loan  Documents  actually received on or prior to such Closing  Date and as required to be  delivered  pursuant to the
Custodial Agreement,  as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial  Agreement.  The  Purchaser  will be  responsible  for the fees and expenses of the Custodian.

      Upon the Purchaser's  request,  the Company shall deliver to Purchaser or its designee within ten (10) days after such  request  such  contents of the  Retained  Mortgage  file so requested.  In the event that the company  fails to deliver to the Purchaser or its designee the requested  contents of the Retained Mortgage File within such ten-day period, and if the
Company  does not cure such  failure  within  five (5) days  following  receipt  of  written notification of such failure,  the Company shall  repurchase  each related  Mortgage Loan at the price and in the manner specified in Section 3.03.

      The  Company  shall  forward  to  the  Custodian  original  documents   evidencing  an
assumption,  modification,  consolidation  or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution,  provided, however, that the  Company  shall  provide  the  Custodian  with a  certified  true  copy of any such document submitted for recordation within ten (10) days of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document certified by the appropriate  public  recording  office to be a true and complete copy of the original within sixty days of its submission for recordation.

      In the event the  public  recording  office  is  delayed  in  returning  any  original document  which  the  Company  is  required  to  deliver  at any  time to the  Custodian  in accordance  with the terms of the  Custodial  Agreement  or which the Company is required to maintain in the related  Retained  Mortgage File, the Company shall deliver to the Custodian or to the Retained  Mortgage  File, as  applicable,  within 240 days of its  submission  for recordation, a copy of such document and an Officer's Certificate,  which shall (i) identify the recorded  document;  (ii) state that the recorded document has not been delivered to the
Custodian due solely to a delay by the public  recording  office,  (iii) state the amount of time generally  required by the applicable  recording office to record and return a document submitted for recordation,  and (iv) specify the date the applicable  recorded document will be delivered  to the  Custodian.  The Company  will be required to deliver such  document to the Custodian or to the Retained  Mortgage  File, as  applicable,  by the date  specified in
(iv) above.  An  extension of the date  specified  in (iv) above may be  requested  from the
Purchaser, which consent shall not be unreasonably withheld.

      In the event that new,  replacement,  substitute or additional Stock  Certificates are issued with respect to existing  Cooperative  Shares, the Company  immediately shall deliver to the  Custodian  the new Stock  Certificates,  together  with the related  Stock Powers in blank. Such new Stock  Certificates  shall be subject to the related Pledge  Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

                                        ARTICLE III
                     REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01      Company Representations and Warranties.

      The Company hereby  represents  and warrants to the Purchaser  that, as of the related
Closing Date:

      (a)   Due Organization and Authority.

            The Company is a national banking  association duly organized,  validly existing and in good  standing  under the laws of the United  States and has all licenses necessary  to carry on its  business  as now being  conducted  and is  licensed, qualified  and in good  standing  in each state  where a  Mortgaged  Property is located if the laws of such state require  licensing or  qualification  in order to conduct  business of the type conducted by the Company,  and in any event the
            Company  is in  compliance  with  the  laws  of any  such  state  to the  extent necessary  to ensure the  enforceability  of the related  Mortgage  Loan and the servicing of such Mortgage Loan in accordance  with the terms of this Agreement;
            the  Company  has the full power and  authority  to  execute  and  deliver  this
            Agreement and to perform in accordance  herewith;  the  execution,  delivery and performance  of this  Agreement  (including  all  instruments  of transfer to be delivered  pursuant to this  Agreement) by the Company and the  consummation  of the  transactions  contemplated  hereby have been duly and  validly  authorized;
            this Agreement  evidences the valid,  binding and enforceable  obligation of the
            Company;  and all  requisite  action has been taken by the  Company to make this
            Agreement valid and binding upon the Company in accordance with its terms;

      (b)   Ordinary Course of Business.

            The consummation of the  transactions  contemplated by this Agreement are in the ordinary  course of business of the  Company,  who is in the business of selling and  servicing  loans,  and  the  transfer,  assignment  and  conveyance  of the
            Mortgage  Notes and the Mortgages by the Company  pursuant to this Agreement are not subject to the bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

      (c)   No Conflicts.

            Neither the execution and delivery of this  Agreement,  the  acquisition  of the
            Mortgage  Loans by the Company,  the sale of the Mortgage Loans to the Purchaser or the transactions  contemplated  hereby,  nor the fulfillment of or compliance with the terms and  conditions of this Agreement will conflict with or result in a breach of any of the terms,  articles of incorporation or by-laws or any legal restriction  or any  agreement or instrument to which the Company is now a party or by which it is bound,  or  constitute a default or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which the Company or its  property is subject,  or impair the ability of the  Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

      (d)   Ability to Service.

            The Company is an approved  seller/servicer of conventional residential mortgage loans for  Fannie Mae or  Freddie  Mac,  with the  facilities,  procedures,  and experienced  personnel  necessary for the sound  servicing of mortgage  loans of the same type as the  Mortgage  Loans.  The Company is in good  standing to sell mortgage loans to and service  mortgage loans for Fannie Mae or Freddie Mac, and no event has  occurred,  including  but not  limited  to a change  in  insurance coverage,  which  would make the  Company  unable to comply  with  Fannie Mae or
            Freddie Mac  eligibility  requirements  or which would require  notification  to either Fannie Mae or Freddie Mac;

      (e)   Reasonable Servicing Fee.

            The  Company   acknowledges   and  agrees  that  the  Servicing  Fee  represents
            reasonable  compensation  for  performing  such  services  and that  the  entire
            Servicing Fee shall be treated by the Company,  for accounting and tax purposes, as  compensation  for the servicing  and  administration  of the Mortgage  Loans pursuant to this Agreement;

      (f)   Ability to Perform.

            The Company does not  believe,  nor does it have any reason or cause to believe, that it cannot  perform each and every  covenant  contained  in this  Agreement.
            The  Company is solvent  and the sale of the  Mortgage  Loans will not cause the
            Company to become  insolvent.  The sale of the Mortgage  Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

      (g)   No Litigation Pending.

            There is no action,  suit,  proceeding  or  investigation  pending or threatened against the Company which,  either in any one instance or in the aggregate,  may result in any material  adverse  change in the business,  operations,  financial condition,  properties or assets of the Company,  or in any material  impairment of the right or ability of the  Company to carry on its  business  substantially as now conducted,  or in any material  liability on the part of the Company,  or which would draw into  question the  validity of this  Agreement or the Mortgage
            Loans or of any action  taken or to be  contemplated  herein,  or which would be likely to impair  materially  the  ability of the  Company to perform  under the terms of this Agreement;

      (h)   No Consent Required.

            No  consent,  approval,  authorization  or  order of any  court or  governmental agency or body is required for the  execution,  delivery and  performance by the
            Company of or compliance  by the Company with this  Agreement or the sale of the
            Mortgage   Loans  as  evidenced  by  the   consummation   of  the   transactions
            contemplated by this Agreement,  or if required, such approval has been obtained prior to the related Closing Date;

      (i)   Selection Process.

            The Mortgage  Loans were selected from among either the  outstanding  fixed rate or adjustable rate one- to four-family  mortgage loans in the Company's mortgage banking  portfolio at the related  Closing Date as to which the  representations and  warranties  set forth in Section 3.02 could be made and such  selection was not made in a manner so as to affect adversely the interests of the Purchaser;

      (j)   No Untrue Information.

            Neither this Agreement nor any statement,  report or other document furnished or
            to  be  furnished   pursuant  to  this  Agreement  or  in  connection  with  the transactions  contemplated hereby contains any untrue statement of fact or omits to  state  a fact  necessary  to  make  the  statements  contained  therein  not misleading;

      (k)   Sale Treatment.

            The Company has determined  that the  disposition of the Mortgage Loans pursuant to this  Agreement  will be  afforded  sale  treatment  for  accounting  and tax purposes;

      (l)   No Material Change.

            There  has  been  no  material  adverse  change  in  the  business,  operations, financial  condition  or assets of the Company  since the date of the  Company's most recent financial statements;

      (m)   No Brokers' Fees.

            The  Company has not dealt with any broker,  investment  banker,  agent or other
            Person that may be entitled to any commission or  compensation in the connection with the sale of the Mortgage Loans; and

(n)   MERS.

            The Company is a member of MERS in good standing.

Section 3.02      Representations and Warranties Regarding Individual Mortgage Loans.

      As to each Mortgage Loan, the Company hereby  represents and warrants to the Purchaser that as of the related Closing Date:

      (a)   Mortgage Loans as Described.

            The  information  set forth in the  respective  Mortgage  Loan  Schedule and the information  contained on the respective  Electronic  Data File delivered to the
            Purchaser is true and correct;

      (b)   Payments Current.

            All  payments  required  to be  made  up to the  related  Cut-off  Date  for the
            Mortgage  Loan  under  the  terms  of the  Mortgage  Note  have  been  made  and credited.  No  payment  under  any  Mortgage  Loan has  been  thirty  (30)  days delinquent  more than one time within  twelve  (12) months  prior to the related
            Closing Date;

      (c)   No Outstanding Charges.

            There are no  defaults in  complying  with the terms of the  Mortgages,  and all taxes, governmental assessments,  insurance premiums, leasehold payments, water, sewer and municipal  charges,  which  previously  became due and owing have been paid, or an escrow of funds has been established in an amount  sufficient to pay for every such item which remains  unpaid and which has been assessed but is not yet due and payable.  The Seller has not advanced funds,  or induced,  solicited directly or  indirectly,  the payment of any amount  required under the Mortgage
            Loan,  except for interest  accruing  from the date of the Mortgage Note or date of  disbursement  of the Mortgage Loan proceeds,  whichever is later, to the day which  precedes by one month the Due Date of the first  installment of principal and interest;

      (d)   Original Terms Unmodified.

            The terms of the Mortgage  Note and  Mortgage  have not been  impaired,  waived, altered or modified in any  respect,  except by a written  instrument  which has been recorded,  if necessary to protect the interests of the Purchaser and which has  been  delivered  to  the  Custodian.  The  substance  of any  such  waiver, alteration  or  modification  has been approved by the issuer of any related PMI
            Policy and the title  insurer,  to the extent  required by the  policy,  and its terms are  reflected on the related  Mortgage  Loan  Schedule.  No Mortgagor has been  released,  in whole or in part,  except in  connection  with an assumption agreement  approved  by the  issuer  of any  related  PMI  Policy  and the title insurer,  to the extent required by the policy,  and which assumption  agreement was delivered to the Custodian pursuant to the terms of the Custodial Agreement;

      (e)   No Defenses.

            The  Mortgage  Loan  is  not  subject  to  any  right  of  rescission,  set-off, counterclaim or defense,  including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage,  or the exercise of any right  thereunder,  render  either the Mortgage  Note or the
            Mortgage  unenforceable,  in  whole  or in  part,  or  subject  to any  right of rescission,  set-off,  counterclaim or defense, including without limitation the defense of usury,  and no such right of  rescission,  set-off,  counterclaim  or defense has been asserted with respect thereto;

      (f)   No Satisfaction of Mortgage.

            The Mortgage has not been satisfied,  canceled,  subordinated  or rescinded,  in whole or in part,  and the  Mortgaged  Property has not been  released  from the lien of the Mortgage,  in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

      (g)   Validity of Mortgage Documents.

            The Mortgage Note and the Mortgage and related  documents are genuine,  and each is the legal, valid and binding  obligation of the maker thereof  enforceable in accordance  with its terms.  All parties to the  Mortgage  Note and the Mortgage had legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the Mortgage Note and the Mortgage,  and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

            With respect to each  Cooperative  Loan, the Mortgage  Note,  the Mortgage,  the
            Pledge  Agreement,  and related  documents  are genuine,  and each is the legal, valid and binding  obligation  of the maker  thereof  enforceable  in accordance with its terms.  All parties to the  Mortgage  Note,  the  Mortgage,  the Pledge
            Agreement,  the Proprietary  Lease, the Stock Power,  Recognition  Agreement and
            the  Assignment  of  Proprietary  Lease had  legal  capacity  to enter  into the
            Mortgage  Loan and to execute and deliver  such  documents,  and such  documents have been duly and properly executed by such parties;

      (h)   No Fraud.

            No error, omission,  misrepresentation,  negligence, fraud or similar occurrence with respect to a Mortgage  Loan has taken place on the part of the Company,  or the Mortgagor,  or to the best of the Company's  knowledge,  any appraiser,  any builder,  or any developer,  or any other party  involved in the  origination of the Mortgage  Loan or in the  application  of any  insurance in relation to such
            Mortgage Loan;

      (i)   Compliance with Applicable Laws.

            Any and all requirements of any federal,  state or local law including,  without
            limitation,   usury,   truth-in-lending,   real  estate  settlement  procedures,
            consumer credit and privacy protection, equal credit opportunity,  disclosure or predatory  and abusive  lending laws  applicable  to the Mortgage Loan have been complied with, and the Company shall maintain in its  possession,  available for the  Purchaser's  inspection,  and shall deliver to the  Purchaser  upon demand, evidence of compliance with all such  requirements.  All  inspections,  licenses and  certificates  required  to be made or issued with  respect to all  occupied portions of the  Mortgaged  Property  and, with respect to the use and occupancy of the same,  including  but not limited to  certificates  of occupancy and fire underwriting  certificates,  have been  made or  obtained  from the  appropriate authorities;

      (j)   Location and Type of Mortgaged Property.

            The  Mortgaged  Property  is  located  in the state  identified  in the  related
            Mortgage  Loan  Schedule  and  consists of a single,  contiguous  parcel of real property with a detached single family residence  erected thereon,  or a two- to four-family  dwelling,  or  an  individual  condominium  unit  in a  condominium project,  or a Cooperative  Apartment,  or an individual  unit in a planned unit development or a townhouse,  provided,  however, that any condominium project or
            planned  unit  development   shall  conform  with  the  applicable   Fannie  Mae
            requirements,  or the  underwriting  guidelines of the company,  regarding  such dwellings,  and no residence or dwelling is a mobile home. As of the  respective date of the appraisal for each Mortgaged Property,  any Mortgaged Property being used for  commercial  purposes  conforms to the  underwriting  guidelines of the
            Company  and,  to the best of the  Company's  knowledge,  since the date of such appraisal,  no portion of the  Mortgage  Property  has been used for  commercial purposes outside of the underwriting guidelines of the Company;

      (k)   Valid First Lien.

            The Mortgage is a valid,  subsisting and enforceable first lien on the Mortgaged
            Property,   including  all   buildings  on  the   Mortgaged   Property  and  all
            installations   and   mechanical,   electrical,   plumbing,   heating   and  air
            conditioning  systems  located  in  or  annexed  to  such  buildings,   and  all
            additions,  alterations  and  replacements  made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

            (1)   the lien of current real property  taxes and  assessments  not yet due and payable;

            (2)   covenants,  conditions  and  restrictions,  rights of way,  easements  and other matters of the public record as of the date of recording  acceptable to mortgage lending  institutions  generally and specifically  referred to in the lender's title insurance  policy delivered to the originator of the
                  Mortgage  Loan  and  (i)  referred  to  or  otherwise  considered  in  the appraisal  made for the  originator of the Mortgage Loan and (ii) which do not  adversely  affect the Appraised  Value of the Mortgaged  Property set forth in such appraisal; and

            (3)   other matters to which like  properties are commonly  subject which do not materially  interfere  with the  benefits of the  security  intended to be provided by the mortgage or the use, enjoyment,  value or marketability of the related Mortgaged Property.

            Any security  agreement,  chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan  establishes and creates a valid, subsisting and enforceable  first lien and first priority  security  interest on the  property  described  therein  and the  Company  has full  right to sell and assign the same to the Purchaser;

            With respect to each Cooperative  Loan, each Pledge  Agreement  creates a valid, enforceable and subsisting  first security  interest in the  Cooperative  Shares and Proprietary Lease,  subject only to (i) the lien of the related  Cooperative for  unpaid  assessments  representing  the  Mortgagor's  pro rata  share of the
            Cooperative's  payments  for its  blanket  mortgage,  current  and  future  real property taxes,  insurance  premiums,  maintenance fees and other assessments to which like  collateral is commonly  subject and (ii) other matters to which like collateral  is  commonly  subject  which do not  materially  interfere  with the benefits  of the  security  intended  to be  provided  by the Pledge  Agreement;
            provided,  however,  that the appurtenant  Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project;

      (l)   Full Disbursement of Proceeds.

            The proceeds of the Mortgage Loan have been fully disbursed,  except for escrows established  or created  due to  seasonal  weather  conditions,  and there is no requirement  for  future  advances  thereunder.  All  costs,  fees and  expenses incurred  in  making or  closing  the  Mortgage  Loan and the  recording  of the
            Mortgage  were paid,  and the  Mortgagor  is not  entitled  to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (m)   Consolidation of Future Advances.

            Any  future  advances  made  prior  to  the  related  Cut-off  Date,  have  been consolidated with the outstanding principal amount secured by the Mortgage,  and the secured principal amount, as consolidated,  bears a single interest rate and single  repayment  term  reflected on the related  Mortgage Loan  Schedule.  The lien of the Mortgage  securing the  consolidated  principal  amount is expressly insured  as  having  first  lien  priority  by  a  title  insurance  policy,  an endorsement to the policy insuring the mortgagee's  consolidated  interest or by other title evidence  acceptable to Fannie Mae or Freddie Mac; the  consolidated principal  amount does not exceed the original  principal amount of the Mortgage
            Loan; the Seller shall not make future advances after the related Cut-Off Date;

      (n)   Ownership.

            The Company is the sole owner of record and holder of the Mortgage  Loan and the related  Mortgage  Note and the Mortgage  are not  assigned or pledged,  and the
            Company has good and  marketable  title thereto and has full right and authority to  transfer  and  sell the  Mortgage  Loan to the  Purchaser.  The  Company  is
            transferring  the  Mortgage  Loan  free and  clear of any and all  encumbrances, liens, pledges, equities,  participation interests,  claims, charges or security interests of any nature encumbering such Mortgage Loan;

      (o)   Origination/Doing Business.

            The Mortgage Loan was  originated by a savings and loan  association,  a savings bank,  a commercial  bank, a credit  union,  an  insurance  company,  or similar institution  which is supervised and examined by a federal or state authority or by a  mortgagee  approved  by the  Secretary  of Housing  and Urban  Development
            pursuant to Sections 203 and 211 of the National  Housing Act. All parties which have had any  interest in the Mortgage  Loan,  whether as  mortgagee,  assignee, pledgee  or  otherwise,  are (or,  during  the  period  in which  they  held and disposed of such interest,  were) (1) in compliance  with any and all applicable licensing  requirements of the laws of the state wherein the Mortgaged  Property is located,  and (2) organized under the laws of such state, or (3) qualified to do business  in such state,  or (4)  federal  savings and loan  associations  or national  banks  having  principal  offices  in such  state,  or (5)  not  doing business in such state;

      (p)   LTV, PMI Policy.

            Each  Mortgage  Loan  has an  LTV as set  forth  in the  related  Mortgage  Loan
            Schedule  and  related   Electronic  Data  File.  Except  as  indicated  on  the
            Electronic  Data File,  those Mortgage Loans with an LTV greater than 80% at the time of origination,  a portion of the unpaid principal  balance of the Mortgage
            Loan is and will be insured  as to  payment  defaults  by a PMI  Policy.  If the
            Mortgage  Loan is  insured  by a PMI  Policy  for  which the  Mortgage  pays all premiums,  the  coverage  will remain in place until (i) the LTV is decreased to
            78% or (ii) the PMI Policy is otherwise  terminated  pursuant to the  Homeowners
            Protection  Act of 1998, 12 USC 4901, et seq. All  provisions of such PMI Policy and LPMI Policy have been and are being complied with,  such PMI Policy and LPMI
            Policy is in full force and effect,  and all premiums due  thereunder  have been paid.  The Qualified  Insurer has a claims paying  ability  acceptable to Fannie
            Mae or Freddie  Mac. Any Mortgage  Loan  subject to a PMI Policy  obligates  the
            Mortgagor or in the case of an LPMI Policy,  obligates  the Company,  thereunder to maintain  the PMI Policy or LPMI Policy and to pay all  premiums  and charges in  connection  therewith.  The Mortgage  Interest Rate for the Mortgage Loan as
            set forth on the related  Mortgage  Loan  Schedule is net of any such  insurance premium.  No prior holder of the Mortgage,  including the Company,  has done, by act or omission,  anything which would impair the coverage of such PMI Policy or
            LPMI Policy;

      (q)   Title Insurance.

            The  Mortgage  Loan is covered by an ALTA  lender's  title  insurance  policy or other generally  acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac,  issued by a title  insurer  acceptable to Fannie Mae or Freddie
            Mac and  qualified  to do  business  in the  jurisdiction  where  the  Mortgaged
            Property is located,  insuring the Company,  its successors  and assigns,  as to the first priority lien of the Mortgage in the original  principal amount of the
            Mortgage Loan, subject only to the exceptions  contained in clauses (1), (2) and
            (3) of  Paragraph  (k) of this Section  3.02,  and against any loss by reason of the invalidity or  unenforceability of the lien resulting from the provisions of the Mortgage  providing for adjustment to the Mortgage Interest Rate and Monthly
            Payment.  The  Company is the sole  insured  of such  lender's  title  insurance policy,  and such lender's  title  insurance  policy is in full force and effect and will be in  force  and  effect  upon the  consummation  of the  transactions contemplated  by this  Agreement.  No claims have been made under such  lender's title  insurance  policy,  and no prior holder of the  Mortgage,  including  the
            Company, has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

      (r)   No Defaults.

            There is no default,  breach,  violation or event of acceleration existing under the Mortgage or the Mortgage  Note and no event which,  with the passage of time or with notice and the expiration of any grace or cure period,  would constitute a default, breach,  violation or event of acceleration,  and neither the Company nor its  predecessors  have waived any  default,  breach,  violation or event of acceleration;

      (s)   No Mechanics' Liens.

            There are no  mechanics'  or similar  liens or claims  which have been filed for work,  labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related  Mortgaged  Property which are or may be liens  prior to, or equal or  coordinate  with,  the lien of the  related
            Mortgage which are not insured against by the title insurance policy  referenced in Paragraph (q) above;

      (t)   Location of Improvements; No Encroachments.

            Except as insured against by the title insurance policy  referenced in Paragraph
            (q) above, all  improvements  which were considered in determining the Appraised
            Value of the Mortgaged  Property lay wholly within the  boundaries  and building restriction  lines of the Mortgaged  Property and no  improvements  on adjoining properties  encroach upon the Mortgaged  Property.  No improvement located on or being part of the Mortgaged  Property is in violation of any  applicable  zoning law or regulation;

      (u)   Payment Terms.

            Except with respect to the Interest  Only  Mortgage  Loans,  principal  payments commenced no more than 60 days after the funds were  disbursed to the  Mortgagor in connection  with the Mortgage  Loan. The Mortgage Loans have an original term to maturity of not more than 30 years,  with interest  payable in arrears on the first  day of each  month.  As to each  adjustable  rate  Mortgage  Loan on each applicable  Adjustment  Date,  the  Mortgage  Interest  Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin,  rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note;  provided that the Mortgage  Interest  Rate will not increase or decrease by more than 2.00% on any Adjustment Date, and will in no event exceed the maximum  Mortgage  Interest
            Rate or be lower than the minimum Mortgage  Interest Rate listed on the Mortgage
            Loan  Schedule for such  Mortgage  Loan.  Each  adjustable  rate  Mortgage  Note requires a monthly  payment which is sufficient,  during the period prior to the
            first  adjustment  to  the  Mortgage   Interest  Rate,  to  fully  amortize  the
            outstanding  principal  balance as of the first day of such period over the then remaining  term  of  such  Mortgage  Note  and to pay  interest  at the  related
            Mortgage  Interest  Rate;  provided  however,  with respect to any Interest Only
            Mortgage  Loans,  the Mortgage  Note allows a Monthly  Payment of interest  only during  the  period  prior to the  first  Adjustment  Date  and  upon the  first adjustment to the Mortgage  Interest  Rate, the Mortgage Note requires a Monthly
            Payment of principal and interest,  sufficient to fully amortize the outstanding principal  balance over the then  remaining  term of such  Mortgage  Loan. As to each  adjustable  rate  Mortgage  Loan,  if the related  Mortgage  Interest Rate changes on an adjustment  date, the then outstanding  principal  balance will be reamortized  over the  remaining  life of such  Mortgage  Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

      (v)   Customary Provisions.

            The Mortgage  contains  customary and  enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization against  the  Mortgaged  Property  of  the  benefits  of the  security  provided thereby,  including,  (i) in the  case  of a  Mortgage  designated  as a deed of trust, by trustee's sale, and (ii) otherwise by judicial  foreclosure.  There is no homestead or other  exemption  available to a Mortgagor which would interfere with the right to sell the Mortgaged  Property at a trustee's  sale or the right to foreclose the Mortgage;

      (w)   Occupancy of the Mortgaged Property.

            As of the date of  origination,  the  Mortgaged  Property was lawfully  occupied under applicable law;

      (x)   No Additional Collateral.

            The  Mortgage  Note is not and has not been secured by any  collateral,  pledged account,  except as indicated on the  Electronic  Data File,  or other  security except the lien of the  corresponding  Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (k) above;

      (y)   Deeds of Trust.

            In the  event  the  Mortgage  constitutes  a deed  of  trust,  a  trustee,  duly qualified  under  applicable law to serve as such, has been properly  designated and  currently so serves and is named in the  Mortgage,  and no fees or expenses are or will become  payable by the  Mortgagee  to the trustee  under the deed of trust,  except  in  connection  with  a  trustee's  sale  after  default  by the
            Mortgagor;

      (z)   Acceptable Investment.

            The Company has no knowledge of any  circumstances or conditions with respect to the Mortgage  Loan,  the Mortgaged  Property,  the Mortgagor or the  Mortgagor's
            credit  standing that can reasonably be expected to cause private  institutional investors to regard the Mortgage Loan as an unacceptable  investment,  cause the
            Mortgage  Loan  to  become   delinquent,   or  adversely  affect  the  value  or
            marketability of the Mortgage Loan;

      (aa)  Transfer of Mortgage Loans.

            If the  Mortgage  Loan is not a MERS  Mortgage  Loan,  the  Assignment  upon the insertion  of  the  name  of  the  assignee  and  recording  information  is  in recordable  form  and  is  acceptable  for  recording  under  the  laws  of  the jurisdiction in which the Mortgaged Property is located;

      (bb)  Mortgaged Property Undamaged.

            The  Mortgaged  Property  is  undamaged  by  waste,  fire,  earthquake  or earth movement,  windstorm, flood, tornado or other casualty so as to affect adversely the value of the  Mortgaged  Property as security for the  Mortgage  Loan or the use for which the premises were intended;

      (cc)  Collection Practices; Escrow Deposits.

            The origination and collection  practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices,  and have been in all material  respects legal and proper.  With respect to escrow deposits and Escrow
            Payments,  all such  payments  are in the  possession  of the  Company and there exist no deficiencies in connection  therewith for which customary  arrangements for  repayment  thereof  have not been  made.  All  Escrow  Payments  have  been collected in full  compliance  with state and federal law. No escrow deposits or
            Escrow  Payments  or  other  charges  or  payments  due the  Company  have  been capitalized under the Mortgage Note;

      (dd)  No Condemnation.

            There  is no  proceeding  pending  or to the  best  of the  Company's  knowledge threatened  for the  total or  partial  condemnation  of the  related  Mortgaged
            Property;

      (ee)  The Appraisal.

            The Servicing File contains an appraisal of the related Mortgaged  Property.  As to each Time$aver®  Mortgage Loan, the appraisal may be from the original of the existing  Company-serviced  loan,  which  was  refinanced  via  such  Time$aver®
            Mortgage  Loan.  The  appraisal  was  conducted  by  an  appraiser  who  had  no interest,  direct or indirect,  in the Mortgaged Property or in any loan made on the security thereof;  and whose compensation is not affected by the approval or disapproval  of the Mortgage  Loan,  and the appraisal  and the  appraiser  both satisfy the  applicable  requirements  of Title XI of the Financial  Institution
            Reform,  Recovery,  and Enforcement Act of 1989 and the regulations  promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

      (ff)  Insurance.

            The  Mortgaged  Property  securing  each  Mortgage Loan is insured by an insurer acceptable  to Fannie Mae or Freddie Mac against  loss by fire and such  hazards as are covered under a standard  extended  coverage  endorsement  and such other hazards as are  customary  in the area where the  Mortgaged  Property is located pursuant to insurance  policies  conforming to the requirements of Section 4.10, in an amount which is at least equal to the lesser of (a) 100% of the  insurable value,  on a  replacement  cost  basis,  of  the  improvements  on  the  related
            Mortgaged  Property,  and  (b) the  greater  of (i)  the  outstanding  principal balance of the  Mortgage  Loan and (ii) an amount such that the proceeds of such insurance  shall be  sufficient to prevent the  application  to the Mortgagor or the loss payee of any  coinsurance  clause  under the policy.  If the  Mortgaged
            Property is a condominium  unit, it is included under the coverage afforded by a blanket policy for the project.  If the  improvements on the Mortgaged  Property are in an area  identified  in the Federal  Register  by the  Federal  Emergency
            Management  Agency as having special flood  hazards,  a flood  insurance  policy meeting the  requirements  of the current  guidelines  of the Federal  Insurance
            Administration is in effect with a generally  acceptable  insurance carrier,  in an amount  representing  coverage not less than the least of (A) the outstanding principal  balance  of the  Mortgage  Loan,  (B) the  full  insurable  value and
            (C) the  maximum  amount  of  insurance  which  was  available  under  the Flood
            Disaster Protection Act of 1973, as amended.  All individual  insurance policies contain a standard  mortgagee  clause naming the Company and its  successors and assigns as  mortgagee,  and all premiums  thereon  have been paid.  The Mortgage obligates the Mortgagor  thereunder to maintain a hazard insurance policy at the
            Mortgagor's  cost  and  expense,  and  on  the  Mortgagor's  failure  to do  so, authorizes  the holder of the Mortgage to obtain and maintain such  insurance at such Mortgagor's cost and expense,  and to seek reimbursement  therefor from the
            Mortgagor.  The hazard insurance  policy is the valid and binding  obligation of the insurer,  is in full force and effect,  and will be in full force and effect and  inure  to the  benefit  of  the  Purchaser  upon  the  consummation  of the transactions  contemplated  by this  Agreement.  The  Company  has not  acted or failed to act so as to impair the coverage of any such  insurance  policy or the validity, binding effect and enforceability thereof;

      (gg)  Servicemembers' Civil Relief Act.

            The Mortgagor has not notified the Company,  and the Company has no knowledge of any  relief  requested  or allowed to the  Mortgagor  under the  Servicemembers'
            Civil Relief Act, as amended;

      (hh)  No Graduated Payments or Contingent Interests.

            The  Mortgage  Loan is not a graduated  payment  mortgage  loan and the Mortgage
            Loan does not have a shared appreciation or other contingent interest feature;

      (ii)  No Construction Loans.

            No  Mortgage  Loan  was  made  in  connection  with  (i)  the   construction  or
            rehabilitation  of a Mortgage  Property  or (ii)  facilitating  the  trade-in or exchange of a Mortgaged  Property  other than a  construction-to-permanent  loan which has converted to a permanent Mortgage Loan;

      (jj)  Underwriting.

            Each  Mortgage  Loan  was  underwritten  in  accordance  with  the  underwriting guidelines  of the Company,  which were in effect at the time the Mortgage  Loan was  originated;  and the Mortgage Note and Mortgage are on forms  acceptable to
            Freddie Mac or Fannie Mae;

      (kk)  Buydown Mortgage Loans.

            With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

            (i)   On or before the date of  origination  of such Mortgage  Loan, the Company and the  Mortgagor,  or the Company,  the  Mortgagor and the seller of the
                  Mortgaged  Property or a third  party  entered  into a Buydown  Agreement.
                  The Buydown Agreement  provides that the seller of the Mortgaged  Property
                  (or third party) shall deliver to the Company  temporary  Buydown Funds in an amount equal to the  aggregate  undiscounted  amount of payments  that, when added to the amount the  Mortgagor on such Mortgage Loan is obligated to pay on each  Due Date in  accordance  with  the  terms  of the  Buydown
                  Agreement,  is equal to the full  scheduled  Monthly  Payment  due on such
                  Mortgage  Loan.  The  temporary  Buydown  Funds  enable the  Mortgagor  to qualify for the Buydown  Mortgage Loan.  The effective  interest rate of a
                  Buydown  Mortgage  Loan if less  than the  interest  rate set forth in the related  Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective  interest rate will be equal to the interest rate as set forth in the related  Mortgage  Note.
                  The Buydown  Mortgage  Loan  satisfies the  requirements  of Fannie Mae or
                  Freddie Mac guidelines;

            (ii)  The Mortgage and Mortgage Note reflect the permanent  payment terms rather than the payment  terms of the Buydown  Agreement.  The Buydown  Agreement provides  for the  payment  by the  Mortgagor  of the full  amount  of the
                  Monthly  Payment  on any Due Date that the  Buydown  Funds are  available.
                  The Buydown Funds were not used to reduce the original  principal  balance of the Mortgage  Loan or to increase the  Appraised  Value of the Mortgage
                  Property when  calculating  the  Loan-to-Value  Ratios for purposes of the
                  Agreement  and, if the Buydown  Funds were  provided by the Company and if required  under  Fannie Mae or Freddie  Mac  guidelines,  the terms of the
                  Buydown  Agreement  were  disclosed  to the  appraiser  of  the  Mortgaged
                  Property;

            (iii) The  Buydown  Funds  may  not be  refunded  to the  Mortgagor  unless  the
                  Mortgagor  makes a principal  payment for the  outstanding  balance of the
                  Mortgage Loan;

            (iv)  As of the date of  origination of the Mortgage Loan, the provisions of the related Buydown Agreement  complied with the requirements of Fannie Mae or
                  Freddie Mac regarding buydown agreements.

      (ll)  Delivery of Custodial Mortgage Files.

            Any documents  required to be delivered by the Company under this Agreement have been  delivered to the  Custodian.  The Company is in  possession of a complete, true  and  accurate  Retained  Mortgage  File  and  Custodial  Mortgage  File in
            compliance with Exhibit C hereto;

      (mm)  No Violation of Environmental Laws.

            There is no  pending  action or  proceeding  directly  involving  any  Mortgaged
            Property  of  which  the  Company  is  aware  in  which   compliance   with  any
            environmental  law,  rule or  regulation  is an  issue;  and to the  best of the
            Company's  knowledge,  nothing further remains to be done to satisfy in full all requirements  of each such law, rule or regulation  constituting  a prerequisite to use and enjoyment of said property;

      (nn)  No Bankruptcy.

            No  Mortgagor  was a debtor in any state or  federal  bankruptcy  or  insolvency proceeding at the time the Mortgage Loan was  originated  and to the best of the
            Company's  knowledge,  as of the  related  Closing  Date,  the  Company  has not received  notice  that any  Mortgagor  is a debtor  under any  state or  federal bankruptcy or insolvency proceeding;

      (oo)  HOEPA.

            No Mortgage Loan is a High Cost Loan or Covered Loan;

      (pp)  Cooperative Loans.

            With respect to each Cooperative Loan:

            (i)   The Cooperative Shares are held by a person as a  tenant-stockholder  in a
                  Cooperative.   Each   original  UCC  financing   statement,   continuation
                  statement or other governmental filing or recordation  necessary to create or preserve  the  perfection  and  priority of the first lien and security interest in the  Cooperative  Loan and  Proprietary  Lease has been timely
                  and  properly  made.   Any  security   agreement,   chattel   mortgage  or
                  equivalent  document  related to the  Cooperative  Loan and  delivered  to
                  Purchaser or its designee  establishes in Purchaser a valid and subsisting perfected  first lien on and security  interest in the Mortgaged  Property described  therein,  and  Purchaser  has full right to sell and assign the same.  The  Proprietary  Lease term  expires no less than five years after the  Mortgage  Loan term or such  other term  acceptable  to Fannie Mae or
                  Freddie Mac;

            (ii)  A  Cooperative  Lien Search has been made by a company  competent  to make the same which  company is  acceptable  to Fannie Mae and  qualified to do business in the jurisdiction where the Cooperative is located;

            (iii) (a) The term of the related  Proprietary  Lease is not less than the terms of the  Cooperative  Loan;  (b) there is no provision  in any  Proprietary
                  Lease  which  requires  the  Mortgagor  to offer for sale the  Cooperative
                  Shares owned by such Mortgagor first to the  Cooperative;  (c) there is no prohibition  in any  Proprietary  Lease against  pledging the  Cooperative
                  Shares or assigning the  Proprietary  Lease;  (d) the Cooperative has been
                  created  and  exists  in  full  compliance  with  the   requirements   for
                  residential  cooperatives  in the  jurisdiction  in which the  Project  is located and qualifies as a cooperative  housing  corporation under Section
                  210 of the Code; (e) the  Recognition  Agreement is on a form published by
                  Aztech Document  Services,  Inc. or includes similar  provisions;  and (f)
                  the  Cooperative  has good and marketable  title to the Project,  and owns the Project  either in fee simple or under a leasehold  that complies with the  requirements  of the  Fannie Mae  Guidelines;  such title is free and clear  of any  adverse  liens  or  encumbrances,  except  the  lien of any blanket mortgage;

(iv)  The Company has the right under the terms of the Mortgage Note,  Pledge  Agreement and
                  Recognition  Agreement to pay any maintenance  charges or assessments owed by the Mortgagor;

(v)   Each Stock Power (i) has all  signatures  guaranteed or (ii) if all signatures are not guaranteed,  then such Cooperative Shares will be transferred by the stock transfer  agent of the  Cooperative  if the Company  undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

      (qq)  Georgia Fair Lending Act.

            There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of
            Georgia;

      (rr)  Methodology.

            The methodology  used in underwriting  the extension of credit for each Mortgage
            Loan employs  objective  mathematical  principles  which  relate the  borrower's income,  assets and  liabilities to the proposed  payment and such  underwriting methodology  does  not  rely  on the  extent  of the  borrower's  equity  in the collateral  as  the  principal  determining  factor  in  approving  such  credit
            extension.   Such  underwriting  methodology  confirmed  that  at  the  time  of origination  (application/approval)  the borrower  had a  reasonable  ability to make timely payments on the Mortgage Loan;

(ss)  Imposition of a Premium.

            With  respect  to  any  Mortgage  Loan  that  contains  a  provision  permitting imposition of a premium upon a prepayment prior to maturity:  (i) the prepayment premium  is  disclosed  to  the  borrower  in the  loan  documents  pursuant  to applicable state and federal law, and (ii)  notwithstanding any state or federal law to the contrary,  the Company shall recommend that such  prepayment  premium is not imposed in any instance  when the  mortgage  debt is  accelerated  as the result of the borrower's default in making the loan payments;

(tt)  Single Premium Credit Life.

            No  Mortgagor  was  required to purchase  any single  premium  credit  insurance policy  (e.g.  life,  disability,  accident,  unemployment  or health  insurance products)  or debt  cancellation  agreement  as a  condition  of  obtaining  the extension  of credit.  No Mortgagor  obtained a prepaid  single  premium  credit insurance  policy  (e.g.  life,  disability,  accident,  unemployment  or health insurance  product)  as  part  of the  origination  of  the  Mortgage  Loan.  No proceeds  from any Mortgage  Loan were used to purchase  single  premium  credit insurance  policies or debt  cancellation  agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

      (uu)  No Arbitration Provision.

            With  respect to each  Mortgage  Loan,  neither  the  related  Mortgage  nor the related  Mortgage  Note  requires  the  Mortgagor  to submit to  arbitration  to resolve any dispute  arising out of or relating in any way to the Mortgage  Loan transaction;

      (ww)  Credit Reporting.

            With respect to each Mortgage  Loan, the Company has fully  furnished,  in accordance  with  the  Fair  Credit  Reporting  Act and  its  implementing
            regulations,   accurate  and  complete  information  (i.e.  favorable  and unfavorable) on its borrower  credit files to Equifax,  Experian and Trans
            Union Credit Information Company (three of the credit repositories),  on a monthly basis; and

(xx)  Illinois Interest Act.

            Any  Mortgage  Loan with a  Mortgaged  Property  in the State of  Illinois complies with the Illinois Interest Act.

Section 3.03 Repurchase.

      It is  understood  and agreed that the  representations  and  warranties  set forth in
Sections  3.01 and 3.02 shall  survive the sale of the Mortgage  Loans to the  Purchaser and the delivery of the Mortgage Loan  Documents to the Custodian and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage
Note or  Assignment  of Mortgage  or the  examination  or failure to examine  any  Custodial
Mortgage  Files or  Retained  Mortgage  File.  Upon  discovery  by either the Company or the
Purchaser  of a  breach  of  any of  the  foregoing  representations  and  warranties  which materially  and  adversely  affects the value of the  Mortgage  Loans or the interest of the
Purchaser  (or which  materially  and  adversely  affects the  interests of Purchaser in the related Mortgage Loan in the case of a representation  and warranty relating to a particular
Mortgage Loan),  the party  discovering  such breach shall give prompt written notice to the other.

      Within  ninety  (90)  days of the  earlier  of  either  discovery  by or notice to the
Company of any  breach of a  representation  or  warranty  which  materially  and  adversely affects the value of the Mortgage Loans,  the Company shall use its best efforts promptly to cure such breach in all material  respects and, if such breach cannot be cured,  the Company shall, at the  Purchaser's  option,  repurchase such Mortgage Loan at the Repurchase  Price.
In the event  that a breach  shall  involve  any  representation  or  warranty  set forth in
Section  3.01,  and such  breach  cannot be cured  within 90 days of the  earlier  of either discovery by or notice to the Company of such breach,  all of the Mortgage  Loans shall,  at the Purchaser's  option, be repurchased by the Company at the Repurchase Price.  However, if
the breach  shall  involve a  representation  or warranty  set forth in Section 3.02 and the
Company  discovers  or  receives  notice of any such  breach  within 120 days of the related
Closing Date, the Company shall, if the breach cannot be cured,  at the  Purchaser's  option and  provided  that the  Company  has a  Qualified  Substitute  Mortgage  Loan,  rather than repurchase  the  Mortgage  Loan as provided  above,  remove such  Mortgage  Loan (a "Deleted
Mortgage Loan") and substitute in its place a Qualified  Substitute  Mortgage Loan or Loans, provided  that any such  substitution  shall be  effected  not later than 120 days after the related  Closing Date. If the Company has no Qualified  Substitute  Mortgage  Loan, it shall repurchase the deficient  Mortgage Loan within ninety (90) days of the written notice of the breach or the failure to cure,  whichever is later.  Any  repurchase  of a Mortgage  Loan or
Loans  pursuant to the foregoing  provisions of this Section 3.03 shall be  accomplished  by deposit in the Custodial  Account of the amount of the Repurchase  Price for distribution to
Purchaser on the next  scheduled  Remittance  Date,  after  deducting  therefrom  any amount received  in  respect  of such  repurchased  Mortgage  Loan or Loans and  being  held in the
Custodial Account for future distribution.

      At the time of  repurchase  or  substitution,  the  Purchaser  and the  Company  shall arrange for the  reassignment  of the Deleted  Mortgage Loan to the Company and the delivery to the Company of any  documents  held by the  Custodian  relating  to the Deleted  Mortgage
Loan. If the Company  repurchases a Mortgage Loan that is a MERS Mortgage  Loan, the Company shall cause MERS to designate on the MERS® System to remove the Purchaser as the  beneficial holder with respect to such Mortgage  Loan.  In the event of a repurchase  or  substitution, the  Company  shall,  simultaneously  with such  reassignment,  give  written  notice to the
Purchaser that such repurchase or substitution  has taken place,  amend the related Mortgage
Loan Schedule to reflect the  withdrawal of the Deleted  Mortgage Loan from this  Agreement, and, in the case of substitution,  identify a Qualified  Substitute  Mortgage Loan and amend the related  Mortgage  Loan  Schedule to reflect the addition of such  Qualified  Substitute
Mortgage Loan to this  Agreement.  In  connection  with any such  substitution,  the Company
shall  be  deemed  to  have  made  as  to  such  Qualified   Substitute  Mortgage  Loan  the
representations   and  warranties  set  forth  in  this  Agreement   except  that  all  such
representations  and warranties  set forth in this Agreement  shall be deemed made as of the date of such  substitution.  The Company shall effect such substitution by delivering to the
Custodian for such  Qualified  Substitute  Mortgage  Loan the documents  required by Section
2.03, with the Mortgage Note endorsed as required by Section 2.03. No  substitution  will be made in any calendar month after the  Determination  Date for such month.  The Company shall deposit in the  Custodial  Account the Monthly  Payment less the  Servicing  Fee due on such
Qualified  Substitute  Mortgage  Loan or  Loans  in the  month  following  the  date of such substitution.  Monthly Payments due with respect to Qualified  Substitute  Mortgage Loans in the month of  substitution  shall be retained by the  Company.  With  respect to any Deleted
Mortgage  loan,  distributions  to Purchaser  shall  include the Monthly  Payment due on any
Deleted  Mortgage Loan in the month of  substitution,  and the Company  shall  thereafter be entitled  to retain all  amounts  subsequently  received  by the  Company in respect of such
Deleted Mortgage Loan.

      For any month in which the Company  substitutes a Qualified  Substitute  Mortgage Loan for a Deleted  Mortgage Loan,  the Company shall  determine the amount (if any) by which the aggregate  principal  balance of all Qualified  Substitute  Mortgage Loans as of the date of substitution is less than the aggregate  Stated  Principal  Balance of all Deleted  Mortgage
Loans   (after   application   of  scheduled   principal   payments  due  in  the  month  of
substitution).  The amount of such  shortfall  shall be  distributed  by the  Company in the month  of  substitution  pursuant  to  Section  5.01.  Accordingly,  on  the  date  of  such substitution,  the Company shall  deposit from its own funds into the  Custodial  Account an amount equal to the amount of such shortfall.

      In  addition  to  such  repurchase  or  substitution  obligation,  the  Company  shall indemnify the Purchaser and hold it harmless against any losses, damages,  penalties, fines, forfeitures,  reasonable and necessary  legal fees and related costs,  judgments,  and other costs and  expenses  resulting  from any claim,  demand,  defense or  assertion  based on or grounded  upon, or resulting  from, a breach of the Company  representations  and warranties contained  in this  Agreement.  It is  understood  and agreed  that the  obligations  of the
Company set forth in this Section  3.03 to cure,  substitute  for or  repurchase a defective
Mortgage  Loan and to indemnify  the  Purchaser as provided in this Section 3.03  constitute the sole remedies of the Purchaser respecting a breach of the foregoing  representations and warranties.

      Any cause of action  against the  Company  relating to or arising out of the breach of any  representations  and  warranties  made in Sections 3.01 and 3.02 shall accrue as to any
Mortgage Loan upon (i)  discovery of such breach by the  Purchaser or notice  thereof by the
Company to the  Purchaser,  (ii)  failures by the Company to cure such breach or  repurchase such  Mortgage Loan as specified  above,  and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

                  In the event a  Mortgage  Loan pays off in full on or before  the  related
Closing  Date,  the  Company  must repay the  Purchaser  the  difference  between the Unpaid
Principal  Balance of such Mortgage Loan as of the date of pay off and the Unpaid  Principal
Balance  multiplied by the purchase price  percentage  adjusted,  if necessary in accordance with the Commitment Letter.

                                         ARTICLE IV
                       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01      Company to Act as Servicer.

      The Company, as an independent  contractor,  shall service and administer the Mortgage
Loans and shall have full power and authority,  acting alone or through the utilization of a
Subcontractor,   to  do  any  and  all  things  in  connection   with  such   servicing  and
administration which the Company may deem necessary or desirable,  consistent with the terms of this Agreement and with Accepted Servicing  Practices.  The Company shall be responsible for any and all acts of a Subcontractor,  and the Company's  utilization of a Subcontractor shall in no way relieve the liability of the Company under this Agreement.

      Consistent  with the terms of this  Agreement,  the Company may waive,  modify or vary any term of any Mortgage Loan or consent to the  postponement of strict  compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's  reasonable and prudent  determination  such waiver,  modification,  postponement  or  indulgence is not materially adverse to the Purchaser,  provided, however, that the Company shall not make any future  advances  with  respect to a Mortgage  Loan and (unless the  Mortgagor is in default with  respect to the  Mortgage  Loan or such  default is, in the  judgment  of the  Company, imminent  and the Company has  obtained  the prior  written  consent of the  Purchaser)  the
Company  shall not permit any  modification  with  respect to any  Mortgage  Loan that would change the Mortgage  Interest  Rate,  defer or forgive the payment of principal  (except for actual  payments of principal) or change the final  maturity date on such Mortgage  Loan. In the event of any such  modification  which  permits the  deferral  of interest or  principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately  preceding the Remittance  Date in any month in which any such  principal or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with Section
5.03,  the  difference  between (a) such month's  principal and one month's  interest at the
Mortgage Loan Remittance Rate on the unpaid principal  balance of such Mortgage Loan and (b)
the amount paid by the Mortgagor.  The Company shall be entitled to  reimbursement  for such advances  to the same  extent as for all other  advances  made  pursuant  to  Section  5.03.
Without limiting the generality of the foregoing,  the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser,  all instruments of satisfaction or  cancellation,  or of partial or full release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the  Mortgaged  Properties.  If  reasonably  required by the Company,  the  Purchaser  shall furnish  the  Company  with  any  powers  of  attorney  and  other  documents  necessary  or appropriate  to enable the  Company to carry out its  servicing  and  administrative  duties under this Agreement.

      In  servicing  and   administering  the  Mortgage  Loans,  the  Company  shall  employ procedures (including collection  procedures) and exercise the same care that it customarily employs and exercises in servicing  and  administering  mortgage  loans for its own account, giving due  consideration  to  Accepted  Servicing  Practices  where such  practices  do not conflict  with the  requirements  of this  Agreement,  and the  Purchaser's  reliance on the
Company.

      The Company is authorized  and empowered by the Purchaser,  in its own name,  when the
Company believes it appropriate in its reasonable  judgment to register any Mortgage Loan on the MERS®  System,  or cause the removal from the  registration  of any Mortgage Loan on the
MERS® System,  with written consent of the Purchaser,  to execute and deliver,  on behalf of the Purchaser,  any and all instruments of assignment and other comparable  instruments with respect to such  assignment  or  re-recording  of a Mortgage in the name of MERS,  solely as nominee for the Purchaser and its successors and assigns.

      The  Company  shall cause to be  maintained  for each  Cooperative  Loan a copy of the financing  statements  and  shall  file  and  such  financing  statements  and  continuation statements as necessary,  in accordance  with the Uniform  Commercial Code applicable in the jurisdiction in which the related  Cooperative  Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

      The Company shall apply any Principal  Prepayment on an Interest Only Mortgage Loan to
the  then-outstanding  principal  balance,  at which time the interest-only  payment feature shall be  extinguished.  The  related  Monthly  Payment  shall  thereafter  consist  of both principal and interest  components,  and the amount of such Monthly Payment shall not change prior to the next Adjustment Date.

Section 4.02      Liquidation of Mortgage Loans.

      In the event that any payment due under any Mortgage Loan and not  postponed  pursuant to  Section  4.01 is not paid when the same  becomes  due and  payable,  or in the event the
Mortgagor  fails to perform any other  covenant or  obligation  under the Mortgage  Loan and such failure  continues  beyond any  applicable  grace  period,  the Company shall take such action as (1) the Company would take under similar  circumstances  with respect to a similar mortgage  loan  held for its own  account  for  investment,  (2)  shall be  consistent  with
Accepted Servicing  Practices,  (3) the Company shall determine  prudently to be in the best interest of  Purchaser,  and (4) is  consistent  with any  related PMI Policy.  In the event that any payment due under any Mortgage Loan is not  postponed  pursuant to Section 4.01 and remains  delinquent  for a period of 90 days or any other default  continues for a period of
90 days  beyond the  expiration  of any grace or cure  period,  the Company  shall  commence foreclosure proceedings,  the Company shall notify the Purchaser in writing of the Company's intention  to do so, and the  Company  shall not  commence  foreclosure  proceedings  if the
Purchaser  objects to such action within three (3) Business  Days of receiving  such notice.
In the event the  Purchaser  objects to such  foreclosure  action,  the Company shall not be required to make Monthly  Advances with respect to such Mortgage  Loan,  pursuant to Section
5.03,  and the Company's  obligation to make such Monthly  Advances  shall  terminate on the
90th day referred to above.  In such  connection,  the Company shall from its own funds make all necessary and proper Servicing Advances,  provided,  however, that the Company shall not be  required  to expend its own funds in  connection  with any  foreclosure  or towards  the restoration or  preservation of any Mortgaged  Property,  unless it shall determine (a) that such preservation,  restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser  after  reimbursement  to itself for such expenses and (b)
that  such  expenses  will  be  recoverable  by  it  either  through  Liquidation   Proceeds
(respecting  which it shall have  priority for purposes of  withdrawals  from the  Custodial
Account pursuant to Section 4.05) or through Insurance  Proceeds  (respecting which it shall have similar priority).

      Notwithstanding  anything to the  contrary  contained  herein,  in  connection  with a foreclosure  or  acceptance of a deed in lieu of  foreclosure,  in the event the Company has reasonable cause to believe that a Mortgaged  Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental  inspection or review of such  Mortgaged  Property,  such an  inspection  or review is to be conducted by a qualified  inspector.  The  cost  for  such  inspection  or  review  shall  be  borne by the
Purchaser.  Upon completion of the inspection or review,  the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

      After reviewing the  environmental  inspection  report,  the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged  Property.  In the event (a) the environmental  inspection  report  indicates that the Mortgaged  Property is contaminated by hazardous  or toxic  substances  or wastes  and (b) the  Purchaser  directs  the  Company to proceed with  foreclosure or acceptance of a deed in lieu of foreclosure,  the Company shall be reimbursed for all reasonable  costs  associated with such foreclosure or acceptance of a deed in lieu of foreclosure  and any related  environmental  clean up costs,  as applicable, from the related Liquidation  Proceeds,  or if the Liquidation  Proceeds are insufficient to fully reimburse the Company,  the Company shall be entitled to be reimbursed from amounts in the Custodial  Account pursuant to Section 4.05 hereof.  In the event the Purchaser  directs the Company not to proceed with  foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing  Advances made with respect to the related
Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03      Collection of Mortgage Loan Payments.

      Continuously  from the related  Cut-off Date until the  principal  and interest on all
Mortgage  Loans are paid in full,  the  Company  shall  proceed  diligently  to collect  all payments  due under each of the  Mortgage  Loans when the same shall  become due and payable and shall take special care in  ascertaining  and estimating  Escrow  Payments and all other charges  that  will  become  due and  payable  with  respect  to the  Mortgage  Loan and the
Mortgaged  Property,  to the end that the  installments  payable by the  Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

Section 4.04      Establishment of and Deposits to Custodial Account.

      The Company shall  segregate and hold all funds  collected and received  pursuant to a
Mortgage  Loan  separate  and apart from any of its own funds and  general  assets and shall establish  and  maintain  one or more  Custodial  Accounts,  in the form of time  deposit or demand  accounts,  titled  "Wells  Fargo  Bank,  N.A.  in  trust  for the  Purchaser  and/or subsequent  purchasers  of  Mortgage  Loans  -  P &  I."  The  Custodial  Account  shall  be established with a Qualified  Depository.  Upon request of the Purchaser and within ten (10)
days  thereof,  the Company shall provide the  Purchaser  with written  confirmation  of the existence of such Custodial  Account.  Any funds deposited into the Custodial  Account shall at all times be insured to the fullest  extent allowed by applicable  law.  Funds  deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

      The Company  shall  deposit in the  Custodial  Account  within one (1) Business Day of
Company's receipt,  and retain therein,  the following  collections  received by the Company and payments  made by the Company  after the related  Cut-off  Date,  other than payments of principal  and  interest  due on or before the  related  Cut-off  Date,  or  received by the
Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

      (i)   all  payments on account of  principal  on the  Mortgage  Loans,  including  all
            Principal Prepayments;

      (ii)  all  payments  on account of  interest  on the  Mortgage  Loans  adjusted to the
            Mortgage Loan Remittance Rate;

      (iii) all Liquidation Proceeds;

      (iv)  all Insurance  Proceeds  including amounts required to be deposited  pursuant to
            Section 4.10 (other than  proceeds to be held in the Escrow  Account and applied to the  restoration  or repair of the  Mortgaged  Property  or  released  to the
            Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

      (v)   all Condemnation  Proceeds which are not applied to the restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance  with Section
            4.14;

      (vi)  any amount  required  to be  deposited  in the  Custodial  Account  pursuant  to
            Section 4.01, 5.03, 6.01 or 6.02;

      (vii) any amounts  payable in  connection  with the  repurchase  of any Mortgage  Loan pursuant  to  Section  3.03 and all  amounts  required  to be  deposited  by the
            Company in  connection  with a shortfall  in principal  amount of any  Qualified
            Substitute Mortgage Loan pursuant to Section 3.03;

      (viii)      with  respect to each  Principal  Prepayment  an amount (to be paid by the
            Company  out of its  funds)  which,  when  added  to all  amounts  allocable  to interest  received  in  connection  with the  Principal  Prepayment,  equals one month's  interest on the amount of  principal  so prepaid at the  Mortgage  Loan
            Remittance Rate;

      (ix)  any amounts  required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

      (x)   any amounts  received with respect to or related to any REO Property and all REO
            Disposition Proceeds pursuant to Section 4.16; and

      (xi)  an amount from the Subsidy  Account that when added to the  Mortgagor's  payment will equal the full monthly amount due under the related Mortgage Note.

      The foregoing  requirements for deposit into the Custodial Account shall be exclusive, it being  understood  and agreed that,  without  limiting the  generality of the  foregoing, payments in the nature of late payment charges and assumption  fees, to the extent permitted by Section  6.01,  need not be  deposited  by the Company into the  Custodial  Account.  Any interest paid on funds  deposited in the  Custodial  Account by the  depository  institution shall  accrue to the benefit of the Company and the Company  shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05      Permitted Withdrawals From Custodial Account.

      The Company shall,  from time to time,  withdraw funds from the Custodial  Account for the following purposes:

      (i)   to make payments to the Purchaser in the amounts and in the manner  provided for in Section 5.01;

      (ii)  to reimburse  itself for Monthly  Advances of the Company's  funds made pursuant to Section  5.03,  the  Company's  right to  reimburse  itself  pursuant to this subclause  (ii) being limited to amounts  received on the related  Mortgage Loan which represent late payments of principal and/or interest  respecting which any such  advance  was  made,  it  being  understood  that,  in the case of any such reimbursement,  the  Company's  right  thereto  shall be prior to the  rights of
            Purchaser,  except that,  where the Company is required to repurchase a Mortgage
            Loan  pursuant  to  Section  3.03  or  6.02,   the   Company's   right  to  such
            reimbursement  shall  be  subsequent  to the  payment  to the  Purchaser  of the
            Repurchase  Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

      (iii) to reimburse  itself for  unreimbursed  Servicing  Advances,  and for any unpaid
            Servicing  Fees,  the  Company's  right to  reimburse  itself  pursuant  to this subclause  (iii) with  respect  to any  Mortgage  Loan being  limited to related
            Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds and such other amounts as may be  collected  by the Company  from the  Mortgagor  or  otherwise relating to the Mortgage  Loan,  it being  understood  that,  in the case of any such reimbursement,  the Company's right thereto shall be prior to the rights of
            Purchaser,  except that where the Company is required to  repurchase  a Mortgage
            Loan  pursuant to Section  3.03 or 6.02,  in which case the  Company's  right to such  reimbursement  shall be  subsequent to the payment to the Purchaser of the
            Repurchase  Price pursuant to such sections and all other amounts required to be paid to the  Purchaser  with respect to such  Mortgage  Loan.  Upon  Purchaser's request,  the Company  shall  provide  documentation  supporting  the  Company's
            Servicing Advances;

      (iv)  to pay itself interest on funds deposited in the Custodial Account;

      (v)   to reimburse  itself for expenses  incurred and  reimbursable  to it pursuant to
            Section 8.01;

      (vi)  to pay any amount  required to be paid  pursuant to Section  4.16 related to any
            REO Property,  it being  understood that, in the case of any such expenditure or withdrawal related to a particular REO Property,  the amount of such expenditure or withdrawal from the Custodial  Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

      (vii) to  reimburse   itself  for  any  Servicing   Advances  or  REO  expenses  after
            liquidation of the Mortgaged Property not otherwise reimbursed above;

      (viii)to remove funds  inadvertently  placed in the Custodial  Account by the Company;
            and

      (ix)  to clear and  terminate  the  Custodial  Account  upon the  termination  of this
            Agreement.

      In the event that the Custodial Account is interest bearing,  on each Remittance Date, the Company  shall  withdraw all funds from the Custodial  Account  except for those amounts which,  pursuant to Section 5.01,  the Company is not obligated to remit on such  Remittance
Date.  The Company may use such  withdrawn  funds only for the  purposes  described  in this
Section 4.05.

Section 4.06      Establishment of and Deposits to Escrow Account.

      The Company shall  segregate and hold all funds  collected and received  pursuant to a
Mortgage Loan constituting  Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts,  in the form of time  deposit  or  demand  accounts,  titled,  "Wells  Fargo  Bank,  N.A.,  in trust for the
Purchaser  and/or  subsequent   purchasers  of  Residential   Mortgage  Loans,  and  various
Mortgagors - T & I." The Escrow Accounts shall be established  with a Qualified  Depository, in a manner which shall provide maximum available insurance thereunder.  Upon request of the
Purchaser  and within ten (10) days thereof,  the Company  shall provide the Purchaser  with written  confirmation  of the  existence  of such Escrow  Account.  Funds  deposited  in the
Escrow Account may be drawn on by the Company in accordance with Section 4.07.

      The Company  shall deposit in the Escrow  Account or Accounts  within one (1) Business
Days of Company's receipt, and retain therein:

      (i)   all Escrow Payments  collected on account of the Mortgage Loans, for the purpose of  effecting  timely  payment of any such items as required  under the terms of this Agreement;

      (ii)  all amounts representing  Insurance Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

      (iii) all payments on account of Buydown Funds.

      The  Company  shall make  withdrawals  from the  Escrow  Account  only to effect  such payments as are required  under this  Agreement,  as set forth in Section 4.07.  The Company shall be entitled to retain any interest  paid on funds  deposited in the Escrow  Account by the  depository  institution,  other than interest on escrowed  funds  required by law to be paid to the  Mortgagor.  To the extent  required by law,  the Company  shall pay interest on escrowed funds to the Mortgagor  notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07      Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account or Accounts may be made by the Company only:

      (i)   to effect timely  payments of ground  rents,  taxes,  assessments,  water rates, mortgage  insurance  premiums,  condominium  charges,  fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

      (ii)  to  reimburse  the  Company  for any  Servicing  Advances  made  by the  Company pursuant to Section 4.08 with respect to a related  Mortgage Loan, but only from amounts  received on the related  Mortgage Loan which represent late collections of Escrow Payments thereunder;

      (iii) to  refund to any  Mortgagor  any  funds  found to be in  excess of the  amounts required under the terms of the related Mortgage Loan;

      (iv)  for transfer to the Custodial  Account and  application  to reduce the principal balance  of the  Mortgage  Loan in  accordance  with the  terms  of the  related
            Mortgage and Mortgage Note;

      (v)   for  application  to  restoration  or  repair  of  the  Mortgaged   Property  in
            accordance with the procedures outlined in Section 4.14;

      (vi)  to pay to the  Company,  or any  Mortgagor  to the extent  required by law,  any interest paid on the funds deposited in the Escrow Account;

      (vii) to remove funds inadvertently placed in the Escrow Account by the Company;

      (viii)      to remit to Purchaser  payments on account of Buydown Funds as applicable;
            and

      (ix)  to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.08      Payment of Taxes, Insurance and Other Charges.

      With respect to each  Mortgage  Loan,  the Company  shall  maintain  accurate  records reflecting the status of ground rents,  taxes,  assessments,  water rates,  sewer rents, and other charges  which are or may become a lien upon the Mortgaged  Property and the status of
PMI Policy premiums and fire and hazard  insurance  coverage and shall obtain,  from time to time,  all bills for the payment of such  charges  (including  renewal  premiums)  and shall effect payment thereof prior to the applicable  penalty or termination  date,  employing for such  purpose  deposits  of the  Mortgagor  in the  Escrow  Account  which  shall  have been estimated  and  accumulated  by the  Company in amounts  sufficient  for such  purposes,  as allowed under the terms of the Mortgage.  The Company  assumes full  responsibility  for the timely  payment  of all such  bills and shall  effect  timely  payment  of all such  charges irrespective of each Mortgagor's  faithful  performance in the payment of same or the making of the Escrow  Payments,  and the Company  shall make  advances from its own funds to effect such payments.

Section 4.09      Protection of Accounts.

      The Company may  transfer the  Custodial  Account,  the Subsidy  Account or the Escrow
Account to a different  Qualified  Depository from time to time with prior written notice to
Purchaser.

Section 4.10      Maintenance of Hazard Insurance.

      The Company shall cause to be maintained for each Mortgage Loan hazard  insurance such that all  buildings  upon the  Mortgaged  Property are insured by an insurer  acceptable  to
Fannie Mae or Freddie Mac against loss by fire,  hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged  Property is located,  in an amount which is at least equal to the lesser of (i) 100% of the insurable  value,  on a replacement cost basis, of the improvements on the related Mortgaged  Property,  and (ii) the greater of
(a) the outstanding  principal  balance of the Mortgage Loan and (b) an amount such that the proceeds of such insurance  shall be sufficient to prevent the  application to the Mortgagor or the loss  payee  of any  coinsurance  clause  under  the  policy.  In the  event a hazard insurance policy shall be in danger of being  terminated,  or in the event the insurer shall cease to be  acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor,  and shall use its best efforts,  as permitted by applicable law,
to  obtain  from  another   qualified   insurer  a  replacement   hazard   insurance  policy
substantially  and materially  similar in all respects to the original policy.  In no event, however,  shall a Mortgage Loan be without a hazard  insurance  policy at any time,  subject only to Section 4.11 hereof.

      If upon origination of the Mortgage Loan, the related  Mortgaged  Property was located in an area  identified  by the Flood  Emergency  Management  Agency as having  special flood hazards (and such flood insurance has been made available) a flood insurance  policy meeting the requirements of the current  guidelines of the Federal  Insurance  Administration  is in effect with a generally  acceptable  insurance  carrier  acceptable to Fannie Mae or Freddie
Mac in an  amount  representing  coverage  equal to the  lesser  of (i) the  minimum  amount required,  under  the  terms  of  coverage,  to  compensate  for  any  damage  or  loss on a replacement  cost basis (or the unpaid balance of the mortgage if replacement  cost coverage is not available for the type of building  insured) and (ii) the maximum amount of insurance which is available  under the Flood Disaster  Protection Act of 1973, as amended.  If at any time  during the term of the  Mortgage  Loan,  the Company  determines  in  accordance  with applicable  law that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood Disaster Protection Act of 1973, as amended,  the Company shall notify the related
Mortgagor  that the  Mortgagor  must  obtain  such  flood  insurance  coverage,  and if said
Mortgagor fails to obtain the required flood insurance  coverage within forty-five (45) days after such  notification,  the Company  shall  immediately  force place the  required  flood insurance on the Mortgagor's behalf, as permitted by applicable law.

      If a Mortgage is secured by a unit in a condominium  project, the Company shall verify that the coverage required of the owner's association,  including hazard, flood,  liability, and fidelity  coverage,  is being  maintained  in  accordance  with then current  Fannie Mae requirements,  and secure from the owner's  association  its agreement to notify the Company promptly of any change in the  insurance  coverage or of any  condemnation  or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

      In the event that any  Purchaser or the Company  shall  determine  that the  Mortgaged
Property  should be insured  against  loss or damage by hazards and risks not covered by the insurance  required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall  communicate  and consult with the Mortgagor  with respect to the need for such insurance and bring to the  Mortgagor's  attention the required  amount of coverage for the  Mortgaged  Property and if the  Mortgagor  does not obtain such  coverage,  the Company shall immediately force place the required coverage on the Mortgagor'.

      All  policies  required  hereunder  shall name the  Company as loss payee and shall be endorsed  with  standard  or union  mortgagee  clauses,  without  contribution,  which shall provide for at least 30 days prior written notice of any  cancellation,  reduction in amount or material change in coverage.

      The Company shall not interfere  with the  Mortgagor's  freedom of choice in selecting either his insurance carrier or agent, provided,  however, that the Company shall not accept any such insurance  policies from insurance  companies  unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the  jurisdiction  in which the Mortgaged  Property is located.  The Company shall determine that such policies  provide sufficient  risk coverage and amounts,  that they insure the property  owner,  and that they properly describe the property address.

      Pursuant  to  Section  4.04,  any  amounts  collected  by the  Company  under any such policies  (other  than  amounts to be  deposited  in the Escrow  Account  and applied to the
restoration  or  repair  of  the  related  Mortgaged  Property,   or  property  acquired  in
liquidation  of the Mortgage Loan, or to be released to the  Mortgagor,  in accordance  with the Company's normal  servicing  procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11      Maintenance of Mortgage Impairment Insurance.

      In the event that the Company  shall  obtain and  maintain a blanket  policy  insuring against losses arising from fire and hazards  covered under extended  coverage on all of the
Mortgage Loans,  then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise  complies with all other requirements of Section 4.10, it shall  conclusively  be deemed to have satisfied its  obligations as set forth in Section 4.10.  The Company shall prepare and make any claims on the blanket  policy as deemed  necessary by the Company in accordance  with Accepted  Servicing  Practices.  Any amounts  collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the  Custodial  Account  subject to withdrawal  pursuant to Section 4.05.  Such policy may contain a  deductible  clause,  in which case,  in the event that there shall not have been  maintained  on the related  Mortgaged  Property a policy  complying  with Section
4.10,  and there shall have been a loss which would have been  covered by such  policy,  the
Company  shall  deposit  in the  Custodial  Account  at the time of such loss the amount not otherwise  payable under the blanket policy because of such deductible  clause,  such amount to be deposited from the Company's funds, without  reimbursement  therefor.  Upon request of the  Purchaser,  the Company shall cause to be delivered to such  Purchaser a certificate of insurance and a statement from the insurer  thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

Section 4.12      Maintenance of Fidelity Bond and Errors and Omissions Insurance.

      The Company shall maintain with responsible  companies,  at its own expense, a blanket
Fidelity  Bond and an Errors and  Omissions  Insurance  Policy,  with broad  coverage on all officers,  employees  or other  Persons  acting in any  capacity  requiring  such Persons to handle  funds,  money,  documents  or  papers  relating  to  the  Mortgage  Loans  ("Company
Employees").  Any such Fidelity Bond and Errors and Omissions  Insurance  Policy shall be in the form of the  Mortgage  Banker's  Blanket  Bond and shall  protect and insure the Company against losses,  including forgery,  theft,  embezzlement,  fraud,  errors and omissions and negligent  acts of such  Company  Employees.  Such  Fidelity  Bond and Errors and  Omissions
Insurance  Policy also shall  protect and insure the Company  against  losses in  connection with the release or satisfaction of a Mortgage Loan without having obtained  payment in full of the  indebtedness  secured  thereby.  No provision of this  Section 4.12  requiring  such
Fidelity  Bond and Errors and  Omissions  Insurance  Policy  shall  diminish  or relieve the
Company  from its  duties  and  obligations  as set  forth in this  Agreement.  The  minimum coverage  under any such bond and  insurance  policy shall be with a company  acceptable  to
Fannie Mae or Freddie Mac and in amounts at least equal to the amounts  acceptable to Fannie
Mae or Freddie  Mac.  Upon the  request of any  Purchaser,  the  Company  shall  cause to be delivered  to such  Purchaser  a certified  true copy of such  fidelity  bond and  insurance policy  and a  statement  from the  surety  and the  insurer  that  such  fidelity  bond and insurance  policy shall in no event be terminated or  materially  modified  without 30 days'
prior written notice to the Purchaser.

Section 4.13      Inspections.

      If any Mortgage Loan is more than 60 days delinquent,  the Company  immediately  shall inspect the Mortgaged Property and shall conduct  subsequent  inspections in accordance with
Accepted  Servicing  Practices  or as  may be  required  by the  primary  mortgage  guaranty insurer.  The  Company  shall keep a record of each such  inspection  and shall  provide the
Purchaser with copies of such upon request.

Section 4.14      Restoration of Mortgaged Property.

      The Company  need not obtain the  approval of the  Purchaser  prior to  releasing  any
Insurance  Proceeds  or  Condemnation  Proceeds  to  the  Mortgagor  to be  applied  to  the restoration  or repair of the  Mortgaged  Property  if such  release is in  accordance  with
Accepted  Servicing  Practices.  For claims  greater than $15,000,  at a minimum the Company shall comply with the following  conditions in connection with any such release of Insurance
Proceeds or Condemnation Proceeds:

      (i)   the Company shall receive  satisfactory  independent  verification of completion of repairs and issuance of any required approvals with respect thereto;

      (ii)  the Company shall take all steps  necessary to preserve the priority of the lien of the Mortgage,  including,  but not limited to requiring  waivers with respect to mechanics' and materialmen's liens;

      (iii) the Company shall verify that the Mortgage Loan is not in default; and

      (iv)  pending repairs or restoration,  the Company shall place the Insurance  Proceeds or Condemnation Proceeds in the Escrow Account.

      If the  Purchaser  is named  as an  additional  loss  payee,  the  Company  is  hereby empowered  to endorse  any loss  draft  issued in respect of such a claim in the name of the
Purchaser.

Section 4.15      Maintenance of PMI Policy; Claims.

      Each  Mortgage  Loan  has an LTV  as  indicated  on the  Mortgage  Loan  Schedule  and
Electronic  Data File.  Except as indicated  on the  Electronic  Data File,  with respect to each  Mortgage  Loan with an LTV in excess of 80% at the time of  origination,  the  Company shall,  without any cost to the  Purchaser  maintain or cause the  Mortgagor  to maintain in full  force and  effect a PMI  Policy  or LPMI  Policy  insuring  a  portion  of the  unpaid principal  balance of the Mortgage  Loan as to payment  defaults.  If the  Mortgage  Loan is insured by a PMI Policy for which the Mortgagor pays all premiums,  the coverage will remain in place until (i) the LTV  decreases to 78% or (ii) the PMI Policy is otherwise  terminated pursuant to the  Homeowners  Protection  Act of 1998, 12 USC 4901, et seq. In the event that such PMI Policy shall be terminated  other than as required by law, the Company shall obtain from another Qualified Insurer a comparable  replacement policy, with a total coverage equal to the remaining  coverage of such  terminated PMI Policy.  If the insurer shall cease to be a Qualified  Insurer,  the Company shall determine  whether  recoveries under the PMI Policy and LPMI Policy are  jeopardized  for reasons  related to the  financial  condition  of such insurer,  it being understood that the Company shall in no event have any  responsibility or liability  for any failure to recover  under the PMI Policy or LPMI Policy for such  reason.
If the Company determines that recoveries are so jeopardized,  it shall notify the Purchaser and the  Mortgagor,  if required,  and obtain from another  Qualified  Insurer a replacement insurance  policy.  The Company shall not take any action which would result in  noncoverage under any  applicable  PMI Policy or LPMI Policy of any loss  which,  but for the actions of the Company  would have been  covered  thereunder.  In  connection  with any  assumption  or substitution  agreement  entered into or to be entered into  pursuant to Section  6.01,  the
Company shall  promptly  notify the insurer under the related PMI Policy or LPMI Policy,  if any, of such  assumption or  substitution  of liability in accordance with the terms of such
PMI Policy or LPMI Policy and shall take all actions  which may be required by such  insurer as a condition to the  continuation  of coverage  under such PMI Policy or LPMI  Policy.  If such PMI Policy is terminated as a result of such  assumption or  substitution of liability, the Company shall obtain a replacement PMI Policy or LPMI Policy as provided above.

      In  connection  with its  activities  as servicer,  the Company  agrees to prepare and present,  on behalf of itself and the Purchaser,  claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any PMI Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section 4.04,  any amounts  collected by the Company under any PMI Policy shall be  deposited in the  Custodial  Account,  subject to  withdrawal pursuant to Section 4.05.

Section 4.16      Title, Management and Disposition of REO Property.

      In the event that title to any  Mortgaged  Property is acquired in  foreclosure  or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the  Purchaser,  or in the event the Purchaser is not  authorized or permitted to hold title to real  property in the state where the REO  Property  is  located,  or would be  adversely affected under the "doing  business" or tax laws of such state by so holding title, the deed or  certificate  of sale  shall be taken in the name of such  Person or  Persons as shall be consistent  with an  Opinion of Counsel  obtained  by the  Company  from any  attorney  duly licensed to  practice  law in the state  where the REO  Property  is located.  The Person or
Persons holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the Purchaser.

      The  Purchaser  shall have the option to manage and operate the REO Property  provided the Purchaser  gives written  notice of its intention to do so within thirty (30) days after such  REO  Property  is  acquired  in  foreclosure  or by deed in lieu of  foreclosure.  The election by the Purchaser to manage the REO Property  shall not  constitute a termination of any rights of the Company  pursuant to Section  11.02.  Upon the  Company's  receipt of such written  notice,  it shall be  relived  of any  obligation  to  manage,  conserve,  protect, operate,  dispose or sell the Mortgaged  Property for the  Purchaser,  or its designee.  All such  duties  will  become  the  obligation  of the  Purchaser,  or its  designee.  In  such connection,  upon the Mortgaged  Property being acquired on behalf of the Purchaser,  or its designee,  the Company shall fully  cooperate with  Purchaser to transfer  management of the
REO Property to Purchaser,  or its  designee,  and shall  immediately  submit a statement of expenses to the  Purchaser  for  reimbursement  within 30 days for all Monthly  Advances and
Servicing  Advances.  If Company does not receive  reimbursement  of such  expenses from the
Purchaser  within the 30-days of the  statement of expenses,  Company  shall be permitted to withdraw such amount from the Custodial Account pursuant to Section 4.05.

      In the event the  Purchaser  does not elect to  manage an REO  Property,  the  Company shall  manage,  conserve  and  protect  the  related REO  Property  for the  Purchaser.  The
Company,  either  itself or through an agent  selected by the Company,  shall manage the REO
Property  in the same  manner  that it  manages,  conserves,  protects  and  operates  other foreclosed  property  for its own account,  and in the same manner that similar  property in the same  locality as the REO  Property is managed.  The Company  shall  attempt to sell the same (and may  temporarily  rent the same for a period not greater than one year,  except as otherwise  provided  below) on such terms and  conditions  as the Company deems to be in the best interest of the Purchaser.

      The  Company  shall use its best  efforts to dispose  of the REO  Property  as soon as possible  and shall sell such REO Property in any event within one year after title has been taken to such REO  Property,  unless (i) a REMIC  election has not been made with respect to the  arrangement  under which the Mortgage Loans and the REO Property are held, and (ii) the
Company determines,  and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary  for the orderly  liquidation  of such REO Property.  If a period longer than one year is permitted under the foregoing  sentence and is necessary to sell any
REO  Property,  (i) the Company  shall  report  monthly to the  Purchaser as to the progress being  made in  selling  such REO  Property  and (ii) if,  with the  written  consent of the
Purchaser,  a purchase money mortgage is taken in connection  with such sale,  such purchase money mortgage  shall name the Company as mortgagee,  and such purchase money mortgage shall not be held  pursuant  to this  Agreement,  but instead a separate  participation  agreement among the Company and Purchaser  shall be entered into with respect to such  purchase  money mortgage.

      The Company shall also maintain on each REO Property  fire and hazard  insurance  with extended  coverage in amount which is at least equal to the maximum  insurable  value of the improvements  which are a part of such  property,  liability  insurance  and,  to the extent required and available  under the Flood Disaster  Protection Act of 1973, as amended,  flood insurance in the amount required above.

      The  disposition  of REO  Property  shall be carried out by the Company at such price, and upon such terms and conditions,  as the Company deems to be in the best interests of the
Purchaser.  The  proceeds of sale of the REO  Property  shall be promptly  deposited  in the
Custodial Account.  As soon as practical  thereafter the expenses of such sale shall be paid and the Company shall  reimburse  itself for any related  unreimbursed  Servicing  Advances, unpaid  Servicing  Fees and  unreimbursed  advances  made  pursuant to Section  5.03. On the
Remittance Date  immediately  following the Principal  Prepayment  Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial  Account shall be distributed to the Purchaser.

      The Company  shall  withdraw the  Custodial  Account  funds  necessary  for the proper operation management and maintenance of the REO Property,  including the cost of maintaining any hazard  insurance  pursuant to Section  4.10 and the fees of any  managing  agent of the
Company,  or the  Company  itself.  The Company  shall make  monthly  distributions  on each
Remittance  Date to the  Purchaser of the net cash flow from the REO  Property  (which shall equal the revenues from such REO Property net of the expenses  described in the Section 4.16 and of any  reserves  reasonably  required  from time to time to be  maintained  to  satisfy anticipated liabilities for such expenses).

Section 4.17      Real Estate Owned Reports.

      Together with the  statement  furnished  pursuant to Section  5.02,  the Company shall furnish to the  Purchaser  on or before the  Remittance  Date each  month a  statement  with respect to any REO  Property  covering  the  operation of such REO Property for the previous month and the  Company's  efforts in  connection  with the sale of such REO Property and any rental of such REO Property  incidental  to the sale thereof for the  previous  month.  That statement shall be accompanied by such other  information as the Purchaser shall  reasonably request.

Section 4.18      Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition  thereof by the
Purchaser  pursuant  to a deed in lieu of  foreclosure,  the  Company  shall  submit  to the
Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19      Reports of Foreclosures and Abandonments of Mortgaged Property.

      Following the foreclosure sale or abandonment of any Mortgaged  Property,  the Company shall report such  foreclosure or  abandonment as required  pursuant to Section 6050J of the
Code.  The Company  shall file  information  reports with respect to the receipt of mortgage interest  received in a trade or business and information  returns  relating to cancellation of  indebtedness  income  with  respect to any  Mortgaged  Property as required by the Code.
Such reports  shall be in form and substance  sufficient to meet the reporting  requirements imposed by the Code.

Section 4.20      Application of Buydown Funds.

      With respect to each Buydown  Mortgage Loan, the Company shall have deposited into the
Escrow  Account,  no later than the last day of the month,  Buydown Funds in an amount equal to the  aggregate  undiscounted  amount of  payments  that,  when  added to the  amount  the
Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance  with the terms of the Buydown  Agreement,  is equal to the full scheduled  Monthly Payments which are required to be paid by the Mortgagor  under the terms of the related  Mortgage Note (without regard to the related  Buydown  Agreement  as if the  Mortgage  Loan were not subject to the terms of the Buydown  Agreement).  With respect to each Buydown  Mortgage  Loan, the Company will  distribute to the Purchaser on each  Remittance  Date an amount of Buydown Funds equal to the  amount  that,  when  added to the  amount  required  to be paid on such  date by the related Mortgagor,  pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly  Payment that would  otherwise be required to be paid on such Mortgage Loan by the related  Mortgagor  under the terms of the related  Mortgage Note (as if the Mortgage
Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

      If the Mortgagor on a Buydown  Mortgage Loan defaults on such Mortgage Loan during the
Buydown  Period and the Mortgaged  Property  securing such Buydown  Mortgage Loan is sold in the  liquidation  thereof  (either by the Company or the insurer  under any related  Primary
Insurance  Policy) the Company shall,  on the Remittance  Date following the date upon which
Liquidation  Proceeds or REO  Disposition  proceeds  are  received  with respect to any such
Buydown  Mortgage  Loan,  distribute to the  Purchaser all remaining  Buydown Funds for such
Mortgage Loan then  remaining in the Escrow  Account.  Pursuant to the terms of each Buydown
Agreement,  any amounts  distributed  to the  Purchaser  in  accordance  with the  preceding sentence will be applied to reduce the outstanding  principal balance of the related Buydown
Mortgage  Loan. If a Mortgagor on a Buydown  Mortgage Loan prepays such Mortgage Loan in its entirety during the related  Buydown Period,  the Company shall be required to withdraw from the Escrow  Account any Buydown Funds  remaining in the Escrow  Account with respect to such
Buydown  Mortgage  Loan in accordance  with the related  Buydown  Agreement.  If a principal prepayment  by a Mortgagor on a Buydown  Mortgage  Loan during the related  Buydown  Period, together  with any  Buydown  Funds  then  remaining  in the Escrow  Account  related to such
Buydown  Mortgage  Loan,  would  result  in a  principal  prepayment  of the  entire  unpaid principal  balance of the  Buydown  Mortgage  Loan,  the  Company  shall  distribute  to the
Purchaser on the Remittance Date occurring in the month immediately  succeeding the month in which such  Principal  Prepayment  is received,  all Buydown  Funds related to such Mortgage
Loan so remaining in the Escrow Account,  together with any amounts required to be deposited into the Custodial Account.

Section 4.21      Notification of Adjustments.

      With respect to each  adjustable  rate  Mortgage  Loan,  the Company  shall adjust the
Mortgage  Interest Rate on the related  Interest Rate Adjustment Date in compliance with the requirements  of  applicable  law and the related  Mortgage and Mortgage  Note.  The Company shall execute and deliver any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and Mortgage  regarding  the Mortgage  Interest Rate adjustments.  Upon the  discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage  Interest Rate in accordance with the terms of the  related  Mortgage  Note,  the Company  shall  immediately  deposit in the  Custodial
Account from its own funds the amount of any interest loss or deferral  caused the Purchaser thereby.

Section 4.22      Confidentiality/Protection of Customer Information.

            The Company shall keep confidential and shall not divulge to any party,  without the  Purchaser's  prior  written  consent,  the price paid by the Purchaser for the Mortgage
Loans,  except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel,  auditors,  taxing authorities or other  governmental  agencies.
Each party agrees that it shall comply with all applicable  laws and  regulations  regarding
the  privacy  or  security  of  Customer   Information   and  shall   maintain   appropriate
administrative,  technical and physical safeguards to protect the security,  confidentiality and integrity of Customer  Information,  including maintaining security measures designed to
meet  the  Interagency   Guidelines   Establishing   Standards  for  Safeguarding   Customer
Information,  66 Fed. Reg. 8616 (the "Interagency Guidelines"),  if applicable. For purposes of this Section 4.22, the term "Customer  Information" shall have the meaning assigned to it in the Interagency Guidelines.

Section 4.23      Fair Credit Reporting Act

      The  Company,  in its  capacity as servicer for each  Mortgage  Loan,  agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing  regulations, accurate and complete  information (e.g.,  favorable and unfavorable) on its borrower credit files to Equifax,  Experian and Trans Union Credit Information  Company (three of the credit repositories), on a monthly basis.
Section 4.24      Establishment of and Deposits to Subsidy Account.

      The  Company  shall  segregate  and hold all Subsidy  Funds  collected  and  received pursuant  to the  Subsidy  Loans  separate  and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy  Accounts,  in the form of time deposit or demand accounts, titled "Wells Fargo Bank, N.A., in trust for the Purchaser, its successors or assigns,  and/or  subsequent  purchasers of residential  Mortgage Loans,  and various  Mortgagors." The Subsidy Account shall be an eligible deposit account  established with an eligible institution.

      The Company shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

            (i)   to  deposit in the  Custodial  Account  in the  amounts  and in the manner provided for in Section 4.04(xi);

            (ii)  to transfer  funds to another  eligible  institution  in  accordance  with
                  Section 4.09 hereof;

            (iii) to withdraw funds deposited in error; and

            (iv)  to clear and terminate the Subsidy  Account upon the  termination  of this
                  Agreement.

      Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow  Account as the  Subsidy  Account  to the  extent  that the  Company  can separately identify any Subsidy Funds deposited therein.

Section 4.25      Use of Subservicers and Subcontractors.

      The Company  shall not hire or otherwise  utilize the services of any  Subservicer  to fulfill any of the  obligations  of the Company under this  Agreement or any  Reconstitution
Agreement  unless the Company  complies with the provisions of paragraph (a) of this Section
4.25.  The Company  shall not hire or otherwise  utilize the services of any  Subcontractor, and shall not permit any  Subservicer  to hire or  otherwise  utilize  the  services  of any
Subcontractor,  to fulfill any of the obligations of the Company under this Agreement or any
Reconstitution  Agreement  unless the Company  complies with the provisions of paragraph (b)
of this Section 4.25.

      (a)   It shall not be necessary  for the Company to seek the consent of the  Purchaser or any Depositor to the  utilization of any  Subservicer.  The Company shall cause any
      Subservicer  used  by the  Company  (or by any  Subservicer)  for the  benefit  of the
      Purchaser  and any  Depositor to comply with the  provisions  of this Section 4.25 and with Sections 6.04,  6.06,  9.01(e)(iii),  9.01(e)(v) and 9.01(f) of this Agreement to the  same  extent  as if  such  Subservicer  were  the  Company,  and to  provide  the information  required with respect to such  Subservicer  under Section  9.01(e)(iv) of this Agreement.  The Company shall be responsible for obtaining from each  Subservicer and  delivering to the Purchaser and any Depositor any servicer  compliance  statement required to be delivered by such Subservicer  under Section 6.04 and any assessment of compliance and attestation  required to be delivered by such Subservicer under Section
      6.06 and any  certification  required  to be  delivered  to the  Person  that  will be responsible  for signing the  Sarbanes  Certification  under  Section 6.06 as and when required to be delivered.

      (b)   It shall not be necessary  for the Company to seek the consent of the  Purchaser or any Depositor to the utilization of any  Subcontractor.  The Company shall promptly upon  request  provide to the  Purchaser  and any  Depositor  (or any  designee of the
      Depositor,  such as a master servicer or administrator) a written description (in form and  substance  satisfactory  to the  Purchaser  and such  Depositor)  of the role and function of each Subcontractor utilized by the Company or any Subservicer,  specifying
      (i)  the  identity  of  each  such   Subcontractor,   (ii)  which  (if  any)  of  such
      Subcontractors  are  "participating  in the servicing  function" within the meaning of
      Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each  Subcontractor  identified pursuant to clause (ii) of this paragraph.

      As  a  condition  to  the   utilization   of  any   Subcontractor   determined  to  be
"participating in the servicing  function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such  Subcontractor  used by the Company (or by any Subservicer)
for the  benefit  of the  Purchaser  and any  Depositor  to comply  with the  provisions  of
Sections  6.06 and 9.01(f) of this  Agreement  to the same  extent as if such  Subcontractor were the Company.  The Company shall be responsible  for obtaining  from each  Subcontractor and  delivering  to the  Purchaser  and any  Depositor  any  assessment  of  compliance  and attestation  required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

                                         ARTICLE V
                                   PAYMENTS TO PURCHASER

Section 5.01      Remittances.

      On each  Remittance  Date the  Company  shall remit by wire  transfer  of  immediately available  funds to the Purchaser (a) all amounts  deposited in the Custodial  Account as of the close of business on the Determination  Date (net of charges against or withdrawals from the Custodial  Account  pursuant to Section 4.05),  plus (b) all amounts,  if any, which the
Company  is  obligated  to  distribute  pursuant  to  Section  5.03,  minus (c) any  amounts attributable to Principal  Prepayments  received after the applicable  Principal  Prepayment
Period which amounts shall be remitted on the following  Remittance Date,  together with any additional  interest  required to be deposited in the Custodial  Account in connection  with such  Principal  Prepayment in  accordance  with Section  4.04(viii);  minus (d) any amounts attributable to Monthly Payments  collected but due on a Due Date or Dates subsequent to the first day of the month of the  Remittance  Date, and minus (e) any amounts  attributable  to
Buydown  Funds being held in the Custodial  Account,  which amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts.

      With respect to any  remittance  received by the  Purchaser  after the Business Day on which such  payment was due,  the Company  shall pay to the  Purchaser  interest on any such late  payment at an annual  rate equal to the Prime  Rate,  adjusted  as of the date of each change,  plus three  percentage  points,  but in no event  greater  than the maximum  amount permitted by applicable  law. Such interest shall cover the period  commencing  with the day following  the  Business  Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser,  both  inclusive.  Such interest shall be remitted by wire transfer of immediately  available funds within one Business Day following agreement by the Purchaser and the Company of the penalty amount.  The payment by the Company of any such interest  shall not be deemed an  extension  of time for payment or a waiver of any Event of
Default by the Company.

Section 5.02      Statements to Purchaser.

      Not later than the  Remittance  Date,  the Company  shall  furnish to the  Purchaser a monthly  remittance advice in the standard form of electronic Alltel® file, as to the period ending on the last day of the preceding  month.  If requested by the Purchaser  prior to the related  Closing Date, the first monthly  remittance  advice due to the Purchaser  following such  Closing  Date shall be  furnished  by the 12th  calendar  day, or if such day is not a
Business Day, then the preceding Business Day.

Section 5.03      Monthly Advances by Company.

      On the Business Day  immediately  preceding  each  Remittance  Date, the Company shall deposit  in the  Custodial  Account  from its own  funds  or from  amounts  held for  future distribution  an  amount  equal to all  Monthly  Payments  (with  interest  adjusted  to the
Mortgage Loan  Remittance  Rate) which were due on the Mortgage  Loans during the applicable
Due Period and which were delinquent at the close of business on the  immediately  preceding
Determination  Date or which were deferred  pursuant to Section  4.01.  Any amounts held for future  distribution  and so used  shall  be  replaced  by the  Company  by  deposit  in the
Custodial  Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser  required to be made on such  Remittance  Date.  The Company's  obligation  to make such Monthly  Advances as to any
Mortgage  Loan will  continue  through the last Monthly  Payment due prior to the payment in full of the Mortgage Loan, or through the last  Remittance Date prior to the Remittance Date for  the  distribution  of  all  Liquidation  Proceeds  and  other  payments  or  recoveries
(including REO Disposition  Proceeds,  Insurance  Proceeds and  Condemnation  Proceeds) with respect to the Mortgage Loan;  provided,  however,  that such obligation  shall cease if the
Company  determines,  in its sole  reasonable  opinion,  that  advances with respect to such
Mortgage  Loan are  non-recoverable  by the Company  from  Liquidation  Proceeds,  Insurance
Proceeds,  REO Disposition Proceeds,  Condemnation  Proceeds, or otherwise with respect to a particular  Mortgage Loan. In the event that the Company  determines  that any such advances are  non-recoverable,  the Company shall provide the Purchaser with a certificate  signed by two officers of the Company evidencing such determination.

                                         ARTICLE VI
                                GENERAL SERVICING PROCEDURES

Section 6.01      Transfers of Mortgaged Property.

      The  Company  shall  use its best  efforts  to  enforce  any  "due-on-sale"  provision contained in any Mortgage or Mortgage Note and to deny  assumption by the Person to whom the
Mortgaged  Property  has been or is about to be sold  whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains  liable on the Mortgage and the
Mortgage Note. When the Mortgaged  Property has been conveyed by the Mortgagor,  the Company shall, to the extent it has knowledge of such conveyance,  immediately  notify the Purchaser and  exercise  its  rights to  accelerate  the  maturity  of such  Mortgage  Loan  under the
"due-on-sale"  clause  applicable  thereto,  provided,  however,  that the Company shall not exercise  such rights if  prohibited  by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

      If the Company  reasonably  believes it is unable under applicable law to enforce such
"due-on-sale"  clause,  the Company  shall  enter into (i) an  assumption  and  modification agreement  with the Person to whom such property has been  conveyed,  pursuant to which such
Person  becomes  liable under the Mortgage Note and the original  Mortgagor  remains  liable thereon or (ii) in the event the Company is unable under  applicable law to require that the original  Mortgagor  remain  liable  under the  Mortgage  Note and the Company has the prior consent of the primary  mortgage  guaranty  insurer,  a substitution of liability  agreement with the purchaser of the  Mortgaged  Property  pursuant to which the original  Mortgagor is released  from  liability  and the purchaser of the  Mortgaged  Property is  substituted  as
Mortgagor and becomes  liable under the Mortgage  Note. If an assumption fee is collected by the  Company  for  entering  into an  assumption  agreement  the fee will be retained by the
Company as  additional  servicing  compensation.  In  connection  with any such  assumption, neither the  Mortgage  Interest  Rate borne by the related  Mortgage  Note,  the term of the
Mortgage  Loan,  the  outstanding  principal  amount  of the  Mortgage  Loan  nor any  other materials terms shall be changed without Purchaser's consent.

      To the  extent  that  any  Mortgage  Loan is  assumable,  the  Company  shall  inquire diligently  into the  credit  worthiness  of the  proposed  transferee,  and  shall  use the underwriting  criteria for  approving the credit of the proposed  transferee  which are used with respect to  underwriting  mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed  transferee  does not meet such  underwriting  criteria,  the Company diligently  shall,  to the extent  permitted  by the  Mortgage or the  Mortgage  Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02      Satisfaction of Mortgages and Release of Mortgage Loan Documents.

      Upon the  payment in full of any  Mortgage  Loan,  or the  receipt by the Company of a notification  that payment in full will be escrowed in a manner customary for such purposes, the Company  shall  notify the  Purchaser  in the Monthly  Remittance  Advice as provided in
Section 5.02, and may request the release of any Mortgage Loan Documents.

      If the Company  satisfies or releases a Mortgage without first having obtained payment in full of the  indebtedness  secured  by the  Mortgage  or  should  the  Company  otherwise prejudice  any rights the Purchaser  may have under the mortgage  instruments,  upon written demand of the  Purchaser,  the Company  shall  repurchase  the related  Mortgage Loan at the
Repurchase  Price by deposit  thereof in the  Custodial  Account  within 2 Business  Days of receipt of such demand by the  Purchaser.  The Company shall  maintain the Fidelity Bond and
Errors and Omissions  Insurance  Policy as provided for in Section 4.12 insuring the Company against  any  loss it may  sustain  with  respect  to any  Mortgage  Loan not  satisfied  in accordance with the procedures set forth herein.

Section 6.03      Servicing Compensation.

      As compensation for its services hereunder,  the Company shall be entitled to withdraw from the  Custodial  Account or to retain from interest  payments on the Mortgage  Loans the amount of its  Servicing  Fee.  The  Servicing  Fee shall be  payable  monthly  and shall be computed on the basis of the  outstanding  principal  balance and for the period  respecting which any related  interest  payment on a Mortgage Loan is computed.  The  obligation of the
Purchaser to pay the  Servicing  Fee is limited to, and payable  solely  from,  the interest portion of such Monthly Payments.

      Additional  servicing  compensation  in the form of  assumption  fees,  to the  extent provided in Section 6.01,  and late payment  charges shall be retained by the Company to the extent  not  required  to be  deposited  in the  Custodial  Account.  The  Company  shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities hereunder  and  shall not be  entitled  to  reimbursement  thereof  except  as  specifically provided for herein.

Section 6.04      Annual Statements as to Compliance.

      (i)   The Company shall deliver to the Purchaser,  on or before  February 28, 2006, an
Officer's  Certificate,  stating that (x) a review of the  activities of the Company  during the preceding  calendar year and of performance  under this Agreement or similar  agreements has been  made  under  such  officer's  supervision,  and (y) to the best of such  officer's knowledge,  based on such review,  the Company has fulfilled all its obligations  under this
Agreement  throughout  such year, or, if there has been a default in the  fulfillment of any such  obligation,  specifying  each such  default  known to such  officer and the nature and status thereof and the action being taken by the Company to cure such default.

      (ii)  On or before March 1 of each  calendar  year,  commencing  in 2007,  the Company shall deliver to the Purchaser and any Depositor a statement of compliance  addressed to the
Purchaser  and such  Depositor and signed by an  authorized  officer of the Company,  to the effect  that (a) a review of the  Company's  activities  during  the  immediately  preceding calendar year (or applicable  portion  thereof) and of its performance  under this Agreement and any  applicable  Reconstitution  Agreement  during  such period has been made under such officer's  supervision,  and (b) to the  best of such  officers'  knowledge,  based  on such review,  the Company has  fulfilled  all of its  obligations  under this  Agreement  and any applicable  Reconstitution  Agreement in all material respects throughout such calendar year
(or  applicable  portion  thereof)  or,  if there  has been a failure  to  fulfill  any such obligation  in any material  respect,  specifically  identifying  each such failure known to such officer and the nature and the status thereof.

Section 6.05      Annual Independent Public Accountants' Servicing Report.

      Except with respect to  Securitization  Transactions  occurring on or after January 1,
2006, on or before  February 28, 2006,  the Company,  at its expense,  shall cause a firm of independent  public  accountants  which is a member of the  American  Institute of Certified
Public  Accountants  to furnish a statement  to each  Purchaser to the effect that such firm has examined  certain  documents and records relating to the servicing of the mortgage loans similar  in nature  and that  such firm is of the  opinion  that the  provisions  of this or similar  agreements  have been complied  with,  and that,  on the basis of such  examination conducted  substantially  in  compliance  with the Single  Attestation  Program for Mortgage
Bankers,  nothing has come to their  attention  which would indicate that such servicing has not been  conducted in  compliance  therewith,  except for (i) such  exceptions as such firm shall  believe to be  immaterial,  and (ii) such other  exceptions  as shall be set forth in such  statement.  By  providing  Purchaser a copy of a Uniform  Single  Attestation  Program
Report from their  independent  public  accountant's  on an annual  basis,  Company shall be considered to have fulfilled its obligations under this Section 6.05.

Section 6.06      Report on Assessment of Compliance and Attestation.

      With  respect  to  any  Mortgage  Loans  that  are  the  subject  of a  Securitization
Transaction  occurring on or before March 1 of each calendar  year,  commencing in 2007, the
Company shall:

(i)   deliver to the Purchaser and any Depositor a report (in form and substance  reasonably satisfactory  to the  Purchaser  and such  Depositor)  regarding  the  Company's assessment of  compliance  with the Servicing  Criteria  during the  immediately preceding  calendar  year,  as  required  under  Rules  13a-18 and 15d-18 of the
            Exchange Act and Item 1122 of  Regulation  AB. Such report shall be addressed to the  Purchaser and such  Depositor  and signed by an  authorized  officer of the
            Company  and  shall  address  each  of the  Servicing  Criteria  specified  on a certification substantially in the form of Exhibit D hereto;

(ii)  deliver to the Purchaser and any Depositor a report of a registered  public accounting firm reasonably  acceptable to the Purchaser and such Depositor that attests to, and reports on, the  assessment of compliance  made by the Company and delivered pursuant to the preceding  paragraph.  Such  attestation  shall be in accordance with Rules  1-02(a)(3)  and 2-02(g) of Regulation  S-X under the  Securities Act and the Exchange Act;

(iii) cause each Subservicer and each  Subcontractor,  determined by the Company pursuant to
            Section  425(b) to be  "participating  in the  servicing  function"  within  the meaning of Item 1122 of  Regulation  AB, to deliver  to the  Purchaser  and such
            Depositor an assessment of compliance and  accountants'  attestation as and when provided in paragraphs (a) and (b) of this Section 6.06; and

(iv)  deliver to the Purchaser,  any Depositor and any other Person that will be responsible for signing the  certification  (a "Sarbanes  Certification")  required by Rules
            13a-14(d) and  15d-14(d)  under the Exchange Act (pursuant to Section 302 of the
            Sarbanes-Oxley Act of 2002) on behalf of an asset-backed  issuer with respect to a  Securitization  Transaction a  certification  in the form attached  hereto as
            Exhibit E.

      The Company  acknowledges that the parties identified in clause (iv) above may rely on the  certification  provided  by the  Company  pursuant to such clause in signing a Sarbanes
Certification and filing such with the Commission.

Section 6.07      Remedies.

      (i)   Any  failure  by  the  Company,  any  Subservicer,   any  Subcontractor  or  any
Third-Party  Originator  to deliver any  information,  report,  certification,  accountants'
letter or other  material when and as required  under Article 9, Section 6.04,  Section 6.05 or Section 6.06, or any breach by the Company of a  representation  or warranty set forth in
Section  9.01(e)(iv)(A),  or in a writing furnished  pursuant to Section  9.01(e)(iv)(B) and made as of a date prior to the closing date of the related  Securitization  Transaction,  to the extent that such breach is not cured by such closing  date, or any breach by the Company of a representation  or warranty in a writing furnished  pursuant to Section  9.01(e)(iv)(B)
to the extent made as of a date subsequent to such closing date,  shall,  except as provided in sub-clause (ii) of this Section,  immediately and automatically,  without notice or grace period,  constitute an Event of Default with respect to the Company under this Agreement and any applicable  Reconstitution  Agreement,  and shall entitle the Purchaser or Depositor, as applicable,  in its sole  discretion to terminate the rights and  obligations of the Company as servicer under this  Agreement  and/or any applicable  Reconstitution  Agreement  without payment  (notwithstanding  anything  in  this  Agreement  or any  applicable  Reconstitution
Agreement to the contrary) of any  compensation to the Company;  provided that to the extent than  any  provision  of this  Agreement  and/or  any  applicable  Reconstitution  Agreement expressly provides for the survival of certain rights or obligations  following  termination of the Company as servicer, such provision shall be given effect.

      (ii)  Any failure by the Company,  any Subservicer or any Subcontractor to deliver any information,  report,  certification  or  accountants'  letter  when and as  required  under
Section  6.04,  Section  6.05 or Section  6.06,  including  any  failure  by the  Company to identify any Subcontract  "participating  in the servicing  function"  within the meaning of
Item 1122 of Regulation AB, which continues  unremedied for ten (10) calendar days after the date on which such information,  report,  certification or accountants'  letter was required to be delivered shall  constitute an Event of Default with respect to the Company under this
Agreement and any applicable  Reconstitution  Agreement,  and shall entitle the Purchaser or
Depositor, as applicable,  in its sole discretion to terminate the rights and obligations of the Company under this Agreement  and/or any  applicable  Reconstitution  Agreement  without payment (notwithstanding  anything in this Agreement to the contrary) of any compensation to the Company;  provided  that to the extent that any provision of this  Agreement  and/or any applicable  Reconstitution  Agreement  expressly provides for the survival of certain rights or obligations  following  termination of the Company as servicer,  such provision  shall be given effect.

      (iii) The Company  shall  promptly  reimburse  the  Purchaser  (or any designee of the
Purchaser,  such as a master servicer) and any Depositor, as applicable,  for all reasonable expenses  incurred  by the  Purchaser  (or such  designee)  or such  Depositor,  as such are incurred,  in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The provisions of this paragraph shall not limit  whatever  rights  the  Purchaser  or any  Depositor  may have  under  other provisions of this Agreement  and/or any applicable  Reconstitution  Agreement or otherwise, whether  in equity  or at law,  such as an  action  for  damages,  specific  performance  or injunctive relief.

Section 6.08      Right to Examine Company Records.

      The Purchaser, or its designee,  shall have the right to examine and audit any and all of the books,  records, or other information of the Company,  whether held by the Company or by another on its behalf,  with  respect to or  concerning  this  Agreement  or the Mortgage
Loans,  during business hours or at such other times as may be reasonable  under  applicable circumstances,  upon  reasonable  advance  notice.  The Purchaser shall pay its own expenses associated with such examination.

Section 6.09      Compliance with REMIC Provisions.

      If a REMIC  election  has been made with  respect to the  arrangement  under which the
Mortgage Loans and REO Property are held,  the Company shall not take any action,  cause the
REMIC to take any  action or fail to take (or fail to cause to be taken)  any  action  that, under the REMIC  Provisions,  if taken or not taken,  as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the  imposition of a tax upon the REMIC
(including  but not  limited to the tax on  "prohibited  transactions"  as  defined  Section
860(a)(2) of the Code and the tax on  "contributions" to a REMIC set forth in Section 860(d)
of the Code)  unless the Company  has  received an Opinion of Counsel (at the expense of the party  seeking to take such  action) to the effect  that the  contemplated  action  will not endanger such REMIC status or result in the imposition of any such tax.

                                        ARTICLE VII
                                    COMPANY TO COOPERATE

Section 7.01      Provision of Information.

      During the term of this  Agreement,  the Company shall  furnish to the Purchaser  such periodic,  special,  or other  reports  or  information,  and  copies  or  originals  of any documents  contained in the Servicing  File for each Mortgage Loan provided for herein.  All other  special  reports  or  information  not  provided  for  herein as shall be  necessary, reasonable,  or appropriate  with respect to the Purchaser or any regulatory  agency will be provided at the Purchaser's  expense.  All such reports,  documents or information  shall be provided by and in accordance  with all reasonable  instructions  and  directions  which the
Purchaser may give.

      The Company  shall execute and deliver all such  instruments  and take all such action as the  Purchaser  may  reasonably  request from time to time,  in order to  effectuate  the purposes and to carry out the terms of this Agreement.

Section 7.02      Financial Statements; Servicing Facility.

      In connection with marketing the Mortgage  Loans,  the Purchaser may make available to a prospective  Purchaser a Consolidated  Statement of Operations of the Company for the most recently completed two (2) fiscal years for which such a statement is available,  as well as a  Consolidated  Statement of  Condition at the end of the last two fiscal years  covered by such  Consolidated  Statement  of  Operations.  The Company  also shall make  available  any comparable  interim statements to the extent any such statements have been prepared by or on behalf of the Company  (and are  available  upon request to members or  stockholders  of the
Company or to the public at large).

      The  Company  also shall make  available  to  Purchaser  or  prospective  Purchaser  a knowledgeable  financial  or  accounting  officer  for the  purpose of  answering  questions respecting  recent  developments  affecting the Company or the  financial  statements of the
Company,  and to permit  any  prospective  purchaser  to  inspect  the  Company's  servicing facilities  for the purpose of satisfying  such  prospective  purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

                                        ARTICLE VIII
                                        THE COMPANY

Section 8.01      Indemnification; Third Party Claims.

      The Company shall  indemnify  the  Purchaser and hold it harmless  against any and all claims, losses, damages, penalties, fines, forfeitures,  reasonable and necessary legal fees and related costs, judgments,  and any other costs, fees and expenses that the Purchaser may sustain in any way  related to the  failure of the Company to perform its duties and service the  Mortgage  Loans in strict  compliance  with the terms of this  Agreement.  The  Company immediately  shall notify the  Purchaser if a claim is made by a third party with respect to this  Agreement  or the  Mortgage  Loans,  assume  (with the prior  written  consent  of the
Purchaser)  the  defense of any such claim and pay all  expenses  in  connection  therewith, including  counsel  fees,  and promptly  pay,  discharge  and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such  claim.  The  Company shall follow any written  instructions  received from the Purchaser in connection  with such claim.  The Purchaser  promptly shall  reimburse the Company for all amounts  advanced by it pursuant  to the  preceding  sentence  except  when the claim is in any way  related  to the
Company's  indemnification  pursuant  to Section  3.03,  or the  failure  of the  Company to service  and  administer  the  Mortgage  Loans in strict  compliance  with the terms of this
Agreement.

Section 8.02      Merger or Consolidation of the Company.

      The Company shall keep in full effect its  existence,  rights and franchises and shall obtain and  preserve its  qualification  to do business in each  jurisdiction  in which such qualification  is or shall be necessary to protect the validity and  enforceability  of this
Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any Person into which the Company may be merged or  consolidated,  or any  corporation resulting  from any merger,  conversion  or  consolidation  to which the Company  shall be a party,  or any Person  succeeding to the business of the Company,  shall be the successor of the Company  hereunder,  without the  execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything  herein to the  contrary  notwithstanding, provided,  however,  that the successor or surviving Person shall be an institution which is a Fannie  Mae/Freddie  Mac-approved  company in good standing and has a net worth of no less than $25 million.  Furthermore,  in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company,  such affiliate shall satisfy the condition  above, and shall also be fully liable to the Purchaser for all of the
Company's obligations and liabilities hereunder.

Section 8.03      Limitation on Liability of Company and Others.

      Neither the Company nor any of the  directors,  officers,  employees  or agents of the
Company  shall  be  under  any  liability  to the  Purchaser  for any  action  taken  or for refraining  from the taking of any action in good faith pursuant to this  Agreement,  or for errors in judgment,  provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations  made herein, or failure to perform its obligations in strict  compliance with any standard of care set forth in this
Agreement or any other  liability  which would  otherwise be imposed  under this  Agreement.
The Company  and any  director,  officer,  employee or agent of the Company may rely in good faith on any document of any kind prima facie properly  executed and submitted by any Person respecting any matters arising  hereunder.  The Company shall not be under any obligation to appear in,  prosecute or defend any legal action  which is not  incidental  to its duties to service the Mortgage  Loans in accordance  with this  Agreement and which in its opinion may involve it in any expense or liability,  provided,  however,  that the Company may, with the consent  of the  Purchaser,  undertake  any  such  action  which it may  deem  necessary  or desirable in respect to this Agreement and the rights and duties of the parties  hereto.  In such  event,  the  Company  shall be entitled to  reimbursement  from the  Purchaser  of the reasonable legal expenses and costs of such action.

Section 8.04      Limitation on Resignation and Assignment by Company.

      The  Purchaser  has  entered  into this  Agreement  with the  Company  and  subsequent
Purchaser  will purchase the Mortgage Loans in reliance upon the  independent  status of the
Company,  and the  representations  as to the adequacy of its servicing  facilities,  plant, personnel,  records and procedures,  its integrity,  reputation and financial standing,  and the continuance thereof.  Therefore,  the Company shall neither assign this Agreement or the servicing  rights  hereunder or delegate its rights or duties hereunder (other than pursuant to Section 4.01) or any portion  hereof or sell or otherwise  dispose of all of its property or assets  without the prior written  consent of the  Purchaser,  which consent shall not be unreasonably withheld.

      The Company  shall not resign from the  obligations  and duties  hereby  imposed on it except by mutual  consent of the Company and the  Purchaser or upon the  determination  that its duties  hereunder are no longer  permissible  under  applicable law and such  incapacity cannot be cured by the Company.  Any such  determination  permitting the  resignation of the
Company  shall be  evidenced  by an  Opinion  of Counsel  to such  effect  delivered  to the
Purchaser  which  Opinion  of  Counsel  shall be in form  and  substance  acceptable  to the
Purchaser.  No such resignation  shall become effective until a successor shall have assumed the Company's  responsibilities and obligations  hereunder in the manner provided in Section
12.01.

      Without in any way limiting the  generality  of this Section  8.04,  in the event that the Company either shall assign this Agreement or the servicing  responsibilities  hereunder or  delegate  its duties  hereunder  (other than  pursuant  to Section  4.01) or any portion thereof or sell or otherwise  dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser,  then the Purchaser shall have the right to terminate this  Agreement  upon notice given as set forth in Section  10.01,  without any payment of any penalty or damages and without  any  liability  whatsoever  to the Company or any third party.

                                         ARTICLE IX
           SECURITIZATION TRANSACTIONS; WHOLE LOAN TRANSFERS AND AGENCY TRANSFERS

Section 9.01      Securitization Transactions; Whole Loan Transfers and Agency Transfers

      The  Purchaser  and the Company agree that with respect to some or all of the Mortgage
Loans, the Purchaser,  at its sole option, may effect Whole Loan Transfers,  Agency Transfer
or  Securitization   Transactions,   retaining  the  Company  as  the  servicer  thereof  or
subservicer if a master  servicer is employed,  or as applicable the  "seller/servicer."  On the  Reconstitution  Date,  the Mortgage Loans  transferred  may cease to be covered by this
Agreement;  provided,  however,  that,  in the  event  that any  Mortgage  Loan  transferred pursuant to this Section 9.01 is rejected by the  transferee,  the Company shall continue to service such rejected  Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

      The Company shall  cooperate  with the  Purchaser in  connection  with each Whole Loan
Transfer,  Agency  Transfer or  Securitization  Transaction in accordance  with this Section
9.01.  In connection therewith:

      (a)   the Company shall make all  representations  and warranties  with respect to the
            Mortgage  Loans as of the related  Closing  Date and with respect to the Company itself as of the closing date of each Whole Loan  Transfer,  Agency  Transfer or
            Securitization Transaction;

      (b)   the  Company  shall  negotiate  in good faith and  execute  any  seller/servicer agreements  required to effectuate the foregoing provided such agreements create no greater  obligation  or cost on the part of the Company  than  otherwise  set forth in this Agreement;

      (c)   the Company shall provide as applicable:

            (i)   any and all information and appropriate  verification of information which may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise, as the Purchaser shall request;

(ii)  such additional representations,  warranties,  covenants, opinions of counsel, letters from auditors,  and  certificates  of public  officials or officers of the
                  Company as are reasonably  believed  necessary by the trustee,  any Rating
                  Agency  or the  Purchaser,  as the case may be,  in  connection  with such
                  Whole Loan Transfers,  Agency  Transfers or  Securitization  Transactions.
                  The  Purchaser  shall  pay all  third  party  costs  associated  with  the
                  preparation   of  such   information.   The  Company   shall  execute  any
                  seller/servicer  agreements  required  within a reasonable  period of time after  receipt  of such  seller/servicer  agreements  which  time shall be
                  sufficient   for  the  Seller  and   Seller's   counsel  to  review   such
                  seller/servicer  agreements.  Under  this  Agreement,  the  Company  shall retain  a  Servicing  Fee for  each  Mortgage  Loan,  at no less  than the applicable Servicing Fee Rate; and

(iii) at any time as required  by any Rating  Agency,  such  additional  documents  from the related  Retained  Mortgage  File to the  Custodian  as may be required by such Rating Agency;

(d)   the  Company  shall  with  respect  to  any  Mortgage  Loans  that  are  subject  to a
            Securitization  Transaction  occurring on or before  December 31,  2005,in which the filing of a  Sarbanes-Oxley  Certification  directly with the  Commission is
            required,   by  February  28,  2006,  or  in  connection   with  any  additional
            Sarbanes-Oxley  Certification required to be filed upon thirty (30) days written request,  an officer of the  Company  shall  execute  and  deliver an  Officer's
            Certification  substantially  in the form  attached  hereto as Exhibit F, to the entity filing the  Sarbanes-Oxley  Certification  directly  with the  Commission
            (such as the Purchaser,  any master servicer,  any trustee or any depositor) for the  benefit  of such  entity and such  entity's  affiliates  and the  officers, directors  and agents of such  entity and such  entity's  affiliates,  and shall indemnify  such  entity  or  persons  arising  out of any  breach  of  Company's obligations or  representations  relating  thereto as provided in such Officer's
            Certification.

      (e)   the Company shall, in connection with any Securitization  Transaction  occurring on or after  January 1, 2006,  the Company  shall (1) within  five (5)  Business
            Days  following  request  by the  Purchaser  or any  Depositor,  provide  to the
            Purchaser  and  such  Depositor  (or,  as  applicable,  cause  each  Third-Party
            Originator  and  each  Subservicer  to  provide),  in  writing  and in form  and substance  reasonably  satisfactory  to the  Purchaser and such  Depositor,  the information and materials  specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (e), and (2) as promptly as practicable  following  notice to or discovery  by the  Company,  provide  to the  Purchaser  and any  Depositor  (in writing and in form and substance  reasonably  satisfactory to the Purchaser and such Depositor) the  information  specified in paragraph (iv) of this subsection
            (e).

            (i)   if so  requested  by the  Purchaser or any  Depositor,  the Company  shall provide such information  regarding (1) the Company,  as originator of the
                  Mortgage  Loans  (including  as an  acquirer  of  Mortgage  Loans  from  a
                  Qualified Correspondent),  or (2) each Third-Party Originator,  and (3) as
                  applicable,   each  Subservicer,  as  is  requested  for  the  purpose  of compliance with Items 1103(a)(1),  1105, 1110, 1117 and 1119 of Regulation
                  AB. Such information shall include, at a minimum:

                  (A)   the originator's form of organization;

                  (B)   a description of the originator's  origination  program and how long the originator has been engaged in originating  residential mortgage
                        loans,   which   description  shall  include  a  discussion  of  the
                        originator's  experience in originating  mortgage loans of a similar type as the  Mortgage  Loans;  information  regarding  the  size and
                        composition  of  the   originator's   origination   portfolio;   and
                        information that may be material,  in the good faith judgment of the
                        Purchaser,  to an analysis of the performance of the Mortgage Loans, including the originators'  credit-granting or underwriting criteria for  mortgage  loans of similar  type(s) as the  Mortgage  Loans and such  other  information  as  the  Purchaser  or any  Depositor  may
                        reasonably   request  for  the  purpose  of  compliance   with  Item
                        1110(b)(2) of Regulation AB;

                  (C)   a  description  of any material  legal or  governmental  proceedings pending  (or known to be  contemplated)  against the  Company,  each
                        Third-Party Originator and each Subservicer; and

                  (D)   a  description  of  any  affiliation  or  relationship  between  the
                        Company,  each Third-Party  Originator,  each Subservicer and any of the  following  parties  to a  Securitization  Transaction,  as such parties  are  identified  to the  Company  by the  Purchaser  or any
                        Depositor in writing in advance of a Securitization Transaction:

                        (1)   the sponsor;
                        (2)   the depositor;
                        (3)   the issuing entity;
                        (4)   any servicer;
                        (5)   any trustee;
                        (6)   any originator;
                        (7)   any significant obligor;
                        (8)   any enhancement or support provider; and
                        (9)   any other material transaction party.

            (ii)  If so  requested  by the  Purchaser or any  Depositor,  the Company  shall provide (or, as applicable,  cause each Third-Party Originator to provide)
                  Static Pool  Information  with respect to the mortgage loans (of a similar type as the Mortgage Loans,  as reasonably  identified by the Purchaser as provided  below)  originated  by (1) the  Company,  if the  Company  is an originator of Mortgage  Loans  (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  and/or (2) each Third-Party Originator.
                  Such  Static  Pool  Information  shall  be  prepared  by the  Company  (or
                  Third-Party  Originator)  on the  basis  of  its  reasonable,  good  faith interpretation  of the requirements of Item  1105(a)(1)-(3)  of Regulation
                  AB. To the extent that there is  reasonably  available  to the Company (or
                  Third-Party  Originator) Static Pool Information with respect to more than one mortgage loan type,  the Purchaser or any Depositor  shall be entitled to  specify  whether  some or all of such  information  shall be  provided pursuant to this  paragraph.  The content of such Static Pool  Information may be in the form  customarily  provided by the Company,  and need not be
                  customized  for  the  Purchaser  or  any   Depositor.   Such  Static  Pool
                  Information for each vintage  origination year or prior  securitized pool, as applicable,  shall be presented in increments no less  frequently  than quarterly  over the life of the  mortgage  loans  included  in the vintage origination  year or prior  securitized  pool.  The most  recent  periodic increment  must be as of a date no later  than 135 days  prior to the date of the  prospectus  or other  offering  document  in which the Static Pool
                  Information  is to be included or  incorporated  by reference.  The Static
                  Pool Information  shall be provided in an electronic  format that provides a  permanent  record  of the  information  provided,  such  as a  portable document  format (pdf) file, or other such  electronic  format  reasonably required by the Purchaser or the Depositor, as applicable.

                  If so  requested  by the  Purchaser or any  Depositor,  the Company  shall
                  provide  (or,  as  applicable,   cause  each  Third-Party   Originator  to
                  provide),  at the  expense of the  requesting  party (to the extent of any additional  incremental  expense associated with delivery pursuant to this
                  Agreement),   such  statements  and  agreed-upon   procedures  letters  of
                  certified  public  accountants  reasonably  acceptable to the Purchaser or
                  Depositor,  as applicable,  pertaining to Static Pool Information relating to prior securitized pools for securitizations  closed on or after January
                  1, 2006 or, in the case of Static  Pool  Information  with  respect to the
                  Company's  or  Third-Party  Originator's  originations  or  purchases,  to calendar  months  commencing  January 1, 2006,  as the  Purchaser  or such
                  Depositor shall reasonably  request.  Such statements and letters shall be addressed  to and be for the benefit of such  parties as the  Purchaser or such Depositor shall designate,  which may include, by way of example, any sponsor,  any  Depositor  and any  broker  dealer  acting as  underwriter, placement  agent or initial  purchaser  with  respect to a  Securitization
                  Transaction.  Any  such  statement  or  letter  may  take  the  form  of a standard,  generally  applicable document accompanied by a reliance letter authorizing  reliance by the  addressees  designated  by the  Purchaser or such Depositor.

            (iii) If so  requested  by the  Purchaser or any  Depositor,  the Company  shall provide  such  information  regarding  the  Company,  as  servicer  of the
                  Mortgage  Loans,  and  each  Subservicer  (each  of the  Company  and each
                  Subservicer,  for  purposes  of  this  paragraph,  a  "Servicer"),  as  is requested for the purpose of compliance  with Items 1108 of Regulation AB.
                  Such information shall include, at a minimum:

                  (A)   the Servicer's form of organization;

                  (B)   a  description   of  how  long  the  Servicer  has  been   servicing
                        residential  mortgage loans; a general  discussion of the Servicer's experience  in  servicing  assets  of any  type  as  well  as a more detailed discussion of the Servicer's  experience in, and procedures for, the  servicing  function it will perform  under this  Agreement and any Reconstitution  Agreements;  information regarding the size, composition  and growth of the  Servicer's  portfolio of residential mortgage  loans  of  a  type  similar  to  the  Mortgage  Loans  and
                        information  on  factors   related  to  the  Servicer  that  may  be
                        material,  in  the  good  faith  judgment  of the  Purchaser  or any
                        Depositor,  to any analysis of the  servicing of the Mortgage  Loans or the related asset-backed  securities,  as applicable,  including, without limitation:

                         (1)  whether any prior  securitizations of mortgage loans of a type similar to the Mortgage  Loans  involving  the  Servicer  have defaulted  or  experienced  an  early  amortization  or  other performance  triggering  event because of servicing during the
                              three-year   period   immediately    preceding   the   related
                              Securitization Transaction;

                         (2)  the extent of outsourcing the Servicer utilizes;

                         (3)  whether  there  has  been  previous   disclosure  of  material
                              noncompliance  with the  applicable  servicing  criteria  with respect  to  other  securitizations  of  residential  mortgage
                              loans   involving  the  Servicer  as  a  servicer  during  the
                              three-year   period   immediately    preceding   the   related
                              Securitization Transaction;

                         (4)  whether  the  Servicer  has been  terminated  as servicer in a residential  mortgage  loan  securitization,  either  due to a
                              servicing   default   or  to   application   of  a   servicing
                              performance test or trigger; and

                         (5)  such other  information  as the Purchaser or any Depositor may reasonably  request  for the purpose of  compliance  with Item
                              1108(b)(2) of Regulation AB;

                  (C)   a description of any material  changes during the three-year  period immediately preceding the related Securitization  Transaction to the
                        Servicer's  policies or  procedures  with  respect to the  servicing
                        function   it   will   perform   under   this   Agreement   and  any
                        Reconstitution  Agreements  for mortgage  loans of a type similar to the Mortgage Loans;

                  (D)   information  regarding the Servicer's  financial  condition,  to the extent  that  there is a  material  risk that an  adverse  financial event or  circumstance  involving the Servicer could have a material adverse  effect on the  performance  by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

                  (E)   information  regarding advances made by the Servicer on the Mortgage
                        Loans and the Servicer's overall servicing  portfolio of residential mortgage loans for the three-year period  immediately  preceding the related  Securitization  Transaction,  which  may  be  limited  to a statement  by an  authorized  officer of the  Servicer to the effect that  the  Servicer  has made all  advances  required  to be made on residential  mortgage loans  serviced by it during such period,  or, if such statement would not be accurate,  information  regarding the percentage  and  type of  advances  not  made as  required,  and the reasons for such failure to advance;

                  (F)   a description  of the Servicer's  processes and procedures  designed to address  any  special or unique  factors  involved  in  servicing loans of a similar type as the Mortgage Loans;

                  (G)   a   description   of   the   Servicer's   processes   for   handling
                        delinquencies,  losses, bankruptcies and recoveries, such as through liquidation  of mortgaged  properties,  sale of  defaulted  mortgage loans or workouts; and

                  (H)   information   as  to  how  the   Servicer   defines  or   determines
                        delinquencies  and  charge-offs,  including  the effect of any grace
                        period,   re-aging,   restructuring,   partial  payments  considered
                        current or other  practices  with  respect to  delinquency  and loss experience.

            (iv)  If so  requested  by the  Purchaser  or any  Depositor  for the purpose of satisfying  its reporting  obligation  under the Exchange Act with respect to any  class of  asset-backed  securities,  the  Company  shall (or shall cause  each  Subservicer  and  Third-Party  Originator  to) (1) notify the
                  Purchaser and any  Depositor in writing of (A) any material  litigation or governmental  proceedings pending against the Company,  any Subservicer or any Third-Party  Originator and (B) any affiliations or relationships that develop  following  the  closing  date  of  a  Securitization  Transaction between the Company,  any  Subservicer or any  Third-Party  Originator and
                  any of the  parties  specified  in  Section  9.01(e)(i)(D)  (and any other parties  identified  in writing by the  requesting  party) with respect to such Securitization Transaction,  and (2) provide to the Purchaser and any
                  Depositor   a   description   of   such   proceedings,   affiliations   or
                  relationships.

            (v)   As a condition  to the  succession  to the Company or any  Subservicer  as servicer  or  Subservicer  under  this  Agreement  or  any  Reconstitution
                  Agreement  by any Person (i) into  which the  Company or such  Subservicer may be  merged  or  consolidated,  or (ii)  which  may be  appointed  as a successor to the Company or any Subservicer,  the Company shall provide to the  Purchaser and any  Depositor,  at least 15 calendar days prior to the effective date of such  succession or  appointment,  (x) written notice to the Purchaser and any Depositor of such  succession or appointment and (y)
                  in  writing  and in form  and  substance  reasonably  satisfactory  to the
                  Purchaser and such Depositor,  all information reasonably requested by the
                  Purchaser  or  any   Depositor  in  order  to  comply  with  is  reporting
                  obligation  under  Item  6.02 of Form 8-K  with  respect  to any  class of asset-backed securities.

            (vi)  (A)   The Company  shall  represent  to the  Purchaser,  as of the date on which  information  is first  provided to the  Purchaser  under this
                        Section  9.01(e)  that,  except  as  disclosed  in  writing  to  the
                        Purchaser  prior to such date:  (1) the Company is not aware and has not received  notice that any default,  early  amortization or other
                        performance   triggering   event  has   occurred  as  to  any  other
                        securitization due to any act or failure to act of the Company;  (2)
                        the Company  has not been  terminated  as servicer in a  residential mortgage loan  securitization,  either due to a servicing default or to application of a servicing  performance  test or trigger;  (3) no material  noncompliance with the applicable  servicing criteria with respect  to other  securitizations  of  residential  mortgage  loans involving the Company as servicer has been  disclosed or reported by the Company;  (4) no material  changes to the Company's  policies or procedures  with respect to the  servicing  function it will perform under this Agreement and any  Reconstitution  Agreement for mortgage loans of a type similar to the Mortgage  Loans have occurred  during
                        the   three-year   period   immediately    preceding   the   related
                        Securitization  Transaction;   (5)  there  are  no  aspects  of  the
                        Company's  financial  condition  that could have a material  adverse
                        effect  on  the   performance   by  the  Company  of  its  servicing
                        obligations  under this Agreement or any  Reconstitution  Agreement;
                        (6) there are no material legal or governmental  proceedings pending
                        (or known to be contemplated)  against the Company,  any Subservicer or any Third-Party  Originator;  and (7) there are no  affiliations,
                        relationships   or  transactions   relating  to  the  Company,   any
                        Subservicer  or  any  Third-Party  Originator  with  respect  to any
                        Securitization  Transaction and any party thereto  identified by the related Depositor of a type described in Item 1119 of Regulation AB.

                  (B)   If so requested by the  Purchaser on any date  following the date on which  information  is first  provided to the  Purchaser  under this
                        Section  9.01(e),  the Company shall,  within five (5) Business Days following  such  request,  confirm in writing  the  accuracy  of the representations  and  warranties  set forth in sub  clause (A) above or, if any such  representation  and  warranty is not accurate as of the date of such request,  provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            (vii) In addition to such information as the Company, as servicer,  is obligated to  provide  pursuant  to  other  provisions  of  this  Agreement,  if  so requested by the  Purchaser or any  Depositor,  the Company  shall provide such  information  reasonably  available  to  the  Company  regarding  the performance of the Mortgage Loans as is reasonably  required to facilitate preparation  of  distribution  reports  in  accordance  with  Item 1121 of
                  Regulation AB.

      (f)   the Company shall indemnify the Purchaser,  each affiliate of the Purchaser, and each of the following  parties  participating in a  Securitization  Transaction;
            each sponsor and issuing entity;  each Person  responsible for the  preparation, execution or filing of any report  required to be filed with the Commission with respect to such Securitization  Transaction, or for execution of a certification pursuant  to Rule  13a-14(d)  or Rule  15d-14(d)  under  the  Exchange  Act with respect  to such  Securitization  Transaction;  each  broker  dealer  acting  as underwriter,  placement agent or initial purchaser, each Person who controls any of such  parties  or the  Depositor  (within  the  meaning  of Section 15 of the
            Securities Act and Section 20 of the Exchange  Act); and the respective  present and former  directors,  officers,  employees and agents of each of the foregoing and of the Depositor,  and shall hold each of them harmless from and against any losses,  damages,  penalties,  fines,  forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

            (i)   (A)   any untrue  statement of a material fact  contained or alleged to be contained in any information,  report, certification,  accountants' letter or other material  provided under Sections 9.01(c) and (e) by or on behalf of the  Company,  or  provided  under  Sections  9.01(c)  and (e) by or on
                  behalf  of  any  Subservicer,   Subcontractor  or  Third-Party  Originator
                  (collectively,  the "Company Information"), or (B) the omission or alleged omission to state in the Company  Information  a material fact required to be stated in the Company  Information  or  necessary  in order to make the statements  therein,  in the light of the  circumstances  under which they were made, not misleading; provided, by way of clarification,  that clause
                  (B) of this  paragraph  shall be  construed  solely  by  reference  to the
                  Company  Information  and not to any  other  information  communicated  in connection  with a sale or  purchase  of  securities,  without  regard  to whether  the  Company  Information  or any  portion  thereof is  presented together with or separately from such other information;

(ii)  any failure by the Company,  any  Subservicer,  any  Subcontractor  or any Third-Party
                  Originator   to   deliver   any   information,    report,   certification,
                  accountants'  letter or other material when and as required under Sections
                  9.01(c) and (e),  including  any  failure by the  Company to identify  any
                  Subcontractor   "participating  in  the  servicing  function"  within  the meaning of Item 1122 of Regulation AB; or

(iii) any  breach by the  Company  of a  representation  or  warranty  set forth in  Section
                  9.01(e)(iv)(A)   or  in  a   writing   furnished   pursuant   to   Section
                  9.01(e)(iv)(B)  and  made as of a date  prior to the  closing  date of the related Securitization  Transaction, to the extent that such breach is not
                  cured  by  such  closing   date,  or  any  breach  by  the  Company  of  a
                  representation  or  warranty  in a writing  furnished  pursuant to Section
                  9.01(e)(iv)(B)  to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance  described in sub-clause  (ii) of this
            Section  9.01(f),  the Company  shall  promptly  reimburse  the  Purchaser,  any
            Depositor,  as  applicable,  and each Person  responsible  for the  preparation, execution or filing of any report  required to be filed with the Commission with respect to such Securitization  Transaction, or for execution of a certification pursuant  to Rule  13a-14(d)  or Rule  15d-14(d)  under  the  Exchange  Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification, accountants'  letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

      (g)   the  Purchaser and each Person who controls the  Purchaser  shall  indemnify the
            Company,  each  affiliate of the  Company,  each Person who controls any of such parties or the Company  (within the meaning of Section 15 of the  Securities Act and  Section  20 of the  Exchange  Act) and the  respective  present  and former directors,  officers,  employees  and agents of each of the foregoing and of the
            Company,  and shall hold each of them  harmless  from and  against  any  losses, damages,  penalties,  fines,  forfeitures,  legal fees and  expenses and related costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

            (i)   (A)   any untrue  statement of a material fact  contained or alleged to be
                  contained  in  any  offering   materials   related  to  a   Securitization
                  Transaction,  including  without  limitation the  registration  statement, prospectus,  prospectus supplement,  any private placement memorandum, any offering  circular,  any  computational  materials,  and any amendments or
                  supplements   to  the   foregoing   (collectively,   the   "Securitization
                  Materials")  or (B) the  omission  or  alleged  omission  to  state in the
                  Securitization  Materials  a material  fact  required  to be stated in the
                  Securitization  Materials  or  necessary  in order to make the  statements therein,  in the light of the  circumstances  under  which they were made, not  misleading,  but only to the extent  that such  untrue  statement  or alleged untrue  statement or omission or alleged  omission is other than a statement or omission  arising out of,  resulting  from, or based upon the
                  Company Information.

      The  Purchaser  and the  Company  acknowledge  and agree  that the  purpose of Section
9.01(e) is to facilitate  compliance by the Purchaser and any Depositor  with the provisions of  Regulation  AB and  related  rules  and  regulations  of  the  Commission.  Neither  the
Purchaser nor any Depositor  shall exercise its right to request  delivery of information or other  performance  under these  provisions  other than in good faith, or for purposes other than  compliance  with the Securities Act, the Exchange Act and the rules and regulations of
the  Commission   thereunder.   The  Company   acknowledges  that   interpretations  of  the
requirements  of Regulation AB may change over time,  whether due to  interpretive  guidance provided by the Commission or its staff,  consensus among  participants in the  asset-backed securities  markets,  advice of counsel,  or  otherwise,  and agrees to comply with requests made by the  Purchaser  or any  Depositor in good faith for  delivery of  information  under these  provisions on the basis of evolving  interpretations  of Regulation AB. In connection with any  Securitization  Transaction,  the Company shall cooperate fully with the Purchaser to  deliver  to the  Purchaser  (including  any of  its  assignees  or  designees)  and  any
Depositor,  any  and  all  statements,  reports,  certifications,   records  and  any  other
information  necessary in the good faith  determination of the Purchaser or any Depositor to permit the  Purchaser or such  Depositor to comply with the  provisions  of  Regulation  AB, together with such disclosures  relating to the Company,  any  Subservicer,  any Third-Party
Originator  and the Mortgage  Loans,  or the  servicing of the  Mortgage  Loans,  reasonably believed  by the  Purchaser  or any  Depositor  to be  necessary  in  order to  effect  such compliance.

      In the event the  Purchaser  has elected to have the Company  hold record title to the
Mortgages,  prior to the  Reconstitution  Date the Company  shall  prepare an  Assignment of
Mortgage in blank or to the  trustee  from the  Company  acceptable  to the trustee for each
Mortgage Loan that is part of the Whole Loan Transfers,  Agency  Transfer or  Securitization
Transactions.  The Company shall pay all  preparation  and recording  costs  associated with the initial  Assignment of Mortgage.  The Company shall execute each Assignment of Mortgage, track such  Assignments  of Mortgage to ensure they have been  recorded  and deliver them as required  by the trustee  upon the  Company's  receipt  thereof.  Additionally,  the Company shall  prepare and execute,  at the direction of the  Purchaser,  any note  endorsements  in connection  with  any and all  seller/servicer  agreements.  If  required  at any  time by a
Rating Agency,  Purchaser or successor purchaser in connection with any Whole Loan Transfer,
Agency  Sale or  Securitization  Transaction,  the Company  shall  deliver  such  additional documents  from  its  Retained  Mortgage  File  within  thirty  (30)  Business  Days  to the
Custodian,  successor  purchaser or other  designee of the Purchaser as said Rating  Agency,
Purchaser or successor purchaser may require.

      All  Mortgage  Loans (i) not sold or  transferred  pursuant  to Whole Loan  Transfers,
Agency Transfer or Securitization  Transactions or (ii) that are subject to a Securitization for which the related  trust is  terminated  for any reason,  shall  remain  subject to this
Agreement and shall  continue to be serviced in accordance  with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                         ARTICLE X
                                          DEFAULT

Section 10.01     Events of Default.

      Each of the following shall constitute an Event of Default on the part of the Company:

      (i)   any failure by the Company to remit to the Purchaser any payment  required to be made under the terms of this Agreement which  continues  unremedied for a period of two Business Days after the date upon which  written  notice of such failure, requiring  the same to be remedied,  shall have been given to the Company by the
            Purchaser; or

      (ii)  failure by the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the Company set forth in this Agreement or in the Custodial  Agreement which  continues  unremedied for a period  of 90 days  after  the date on which  written  notice  of such  failure, requiring  the same to be remedied,  shall have been given to the Company by the
            Purchaser or by the Custodian; or

      (iii) failure  by  the  Company  to  maintain  its  license  to  do  business  in  any jurisdiction  where  the  Mortgaged  Property  is  located  if such  license  is required; or

      (iv)  a  decree  or  order  of a court  or  agency  or  supervisory  authority  having jurisdiction  for the  appointment of a conservator or receiver or liquidator in any  insolvency,  readjustment  of debt,  including  bankruptcy,  marshaling  of assets  and  liabilities  or  similar  proceedings,  or for  the  winding-up  or liquidation  of its  affairs,  shall have been  entered  against the Company and such degree or order shall have remained in force  undischarged  or unstayed for a period of 60 days; or

      (v)   the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and liabilities  or  similar  proceedings  of or  relating  to the  Company or of or relating to all or substantially all of its property; or

      (vi)  the Company shall admit in writing its  inability to pay its debts  generally as
            they  become  due,  file  a  petition  to  take   advantage  of  any  applicable
            insolvency,  bankruptcy or  reorganization  statute,  make an assignment for the benefit of its  creditors,  voluntarily  suspend  payment of its  obligations or cease its normal business operations; or

      (vii) the  Company  ceases  to meet the  qualifications  of a Fannie  Mae/Freddie  Mac servicer; or

      (viii)      the  Company  attempts  to  assign  its  right to  servicing  compensation hereunder  or  to  assign  this  Agreement  or  the  servicing  responsibilities hereunder  or to  delegate  its  duties  hereunder  or any  portion  thereof  in violation of Section 8.04.

      In each and  every  such  case,  so long as an Event of  Default  shall  not have been remedied,  in  addition  to  whatever  rights  the  Purchaser  may have at law or  equity to damages,  including injunctive relief and specific performance,  the Purchaser, by notice in writing to the Company,  may terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

      Upon receipt by the Company of such written  notice,  all  authority  and power of the
Company  under this  Agreement,  whether with respect to the  Mortgage  Loans or  otherwise, shall pass to and be vested in the  successor  appointed  pursuant  to Section  12.01.  Upon written  request from any Purchaser,  the Company shall prepare,  execute and deliver to the successor  entity  designated by the Purchaser any and all documents and other  instruments, place in such  successor's  possession all Servicing  Files,  and do or cause to be done all other acts or things  necessary  or  appropriate  to effect the  purposes  of such notice of termination,  including but not limited to the transfer and endorsement or assignment of the
Mortgage  Loans and related  documents,  at the Company's  sole  expense.  The Company shall cooperate  with the  Purchaser  and such  successor  in  effecting  the  termination  of the
Company's responsibilities and rights hereunder,  including without limitation, the transfer to such  successor for  administration  by it of all cash amounts which shall at the time be credited by the  Company to the  Custodial  Account,  Subsidy  Account or Escrow  Account or
thereafter received with respect to the Mortgage Loans.

Section 10.02     Waiver of Defaults.

      By a written  notice,  the  Purchaser  may waive any  default  by the  Company  in the performance of its  obligations  hereunder and its  consequences.  Upon any waiver of a past default,  such  default  shall cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been  remedied for every purpose of this  Agreement.  No such waiver shall  extend to any  subsequent  or other  default or impair any right  consequent  thereon except to the extent expressly so waived.

                                         ARTICLE XI
                                        TERMINATION

Section 11.01     Termination.

      This  Agreement  shall  terminate  upon either:  (i) the later of the final payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan or the disposition  of any REO Property with respect to the last  Mortgage Loan and the  remittance of all funds due  hereunder;  or (ii) mutual  consent of the Company  and the  Purchaser  in writing.

Section 11.02     Termination Without Cause.

      The  Purchaser  may  terminate,  at its sole  option,  any rights the Company may have hereunder,  without cause as provided in this Section 11.02.  Any such notice of termination shall be in writing and delivered to the Company by  registered  mail as provided in Section
12.05.

      The  Company  shall be  entitled  to receive,  as such  liquidated  damages,  upon the transfer  of the  servicing  rights,  an  amount  equal  to:  (i)  2.75%  of  the  aggregate outstanding  principal  amount of the Mortgage Loans as of the termination  date paid by the
Purchaser to the Company  with  respect to all of the  Mortgage  Loans for which a servicing fee rate of .25% is paid  per  annum,  (ii)  3.25% of the  aggregate  outstanding  principal amount  of the  Mortgage  Loans as of the  termination  date  paid by the  Purchaser  to the
Company with respect to all of the  Mortgage  Loans for which a servicing  fee rate of .375%
is paid per annum,  and (iii) 3.75% of the  aggregate  outstanding  principal  amount of the
Mortgage Loans as of the termination  date paid by the Purchaser to the Company with respect to all of the Mortgage  Loans for which a servicing  fee rate of .44% or greater is paid per annum.

                                        ARTICLE XII
                                  MISCELLANEOUS PROVISIONS

Section 12.01     Successor to Company.

      Prior  to  termination  of  the  Company's  responsibilities  and  duties  under  this
Agreement  pursuant to Sections 8.04,  10.01,  11.01 (ii) or 11.02 the Purchaser  shall, (i)
succeed to and assume all of the Company's responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in
Section 8.02 and which shall  succeed to all rights and assume all of the  responsibilities, duties and  liabilities  of the Company under this  Agreement  prior to the  termination  of
Company's  responsibilities,  duties and  liabilities  under this  Agreement.  In connection with such  appointment  and  assumption,  the Purchaser may make such  arrangements  for the compensation  of such  successor out of payments on Mortgage  Loans as it and such successor shall  agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities under this  Agreement  should be terminated  pursuant to the  aforementioned  sections,  the
Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge  of such  termination  until the  effective  date  thereof with the same degree of diligence  and prudence  which it is obligated to exercise  under this  Agreement, and shall take no action  whatsoever  that might impair or prejudice the rights or financial condition  of its  successor.  The  resignation  or removal of the  Company  pursuant to the aforementioned  sections  shall not become  effective  until a successor  shall be appointed pursuant  to  this  Section  12.01  and  shall  in no  event  relieve  the  Company  of  the representations  and  warranties  made  pursuant to Sections  3.01 and 3.02 and the remedies available to the  Purchaser  under Section  3.03,  it being  understood  and agreed that the provisions of such  Sections  3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company notwithstanding  any such sale,  assignment,  resignation or termination of the Company,  or the termination of this Agreement.

      Any successor  appointed as provided herein shall execute,  acknowledge and deliver to the Company and to the  Purchaser an  instrument  accepting  such  appointment,  wherein the successor shall make the  representations  and warranties set forth in Section 3.01,  except for subsection (h) with respect to the sale of the Mortgage  Loans and  subsections  (i) and
(k)  thereof,  whereupon  such  successor  shall  become  fully  vested with all the rights, powers,  duties,  responsibilities,  obligations and  liabilities of the Company,  with like effect as if originally  named as a party to this Agreement.  Any termination or resignation of the Company or termination of this Agreement  pursuant to Section 8.04,  10.01,  11.01 or
11.02 shall not affect any claims that any  Purchaser  may have against the Company  arising out of the Company's actions or failure to act prior to any such termination or resignation.

      The  Company  shall  deliver  promptly  to the  successor  servicer  the  funds in the
Custodial  Account,  Subsidy  Account and Escrow Account and all Servicing Files and related documents  and  statements  held by it hereunder and the Company shall account for all funds and shall execute and deliver such  instruments  and do such other things as may  reasonably be required to more fully and  definitively  vest in the successor all such rights,  powers, duties, responsibilities, obligations and liabilities of the Company.

      Upon a successor's  acceptance  of  appointment  as such,  the Company shall notify by mail the  Purchaser of such  appointment  in  accordance  with the  procedures  set forth in
Section 12.05.

Section 12.02     Amendment.

      This  Agreement  may be amended from time to time by written  agreement  signed by the
Company and the Purchaser.

Section 12.03     Governing Law.

      This  Agreement  shall be  construed in  accordance  with the laws of the State of New
York and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

      Each of the Company and the Purchaser hereby knowingly,  voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation  based on, or arising out of, under, or in connection with, this Agreement,  or any other documents and  instruments  executed  in  connection  herewith,  or any course of  conduct,  course of dealing,  statements (whether oral or written),  or actions of the Company or the Purchaser.
This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.04     Duration of Agreement.

      This  Agreement  shall  continue in existence  and effect until  terminated  as herein provided. This Agreement shall continue  notwithstanding  transfers of the Mortgage Loans by the Purchaser.

Section 12.05     Notices.

      All demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if  personally  delivered  at or mailed by  registered  mail, postage prepaid, addressed as follows:

      (i)   if to the Company with respect to servicing and investor reporting issues:

            Wells Fargo Bank, N.A.
            1 Home Campus
            Des Moines, Iowa  50328-0001
            Attention:  John B. Brown, MAC X2401-042

            If to the Company with respect to all other issues:

            Wells Fargo Bank, N.A.
            7430 New Technology Way
            Frederick, MD  21703
            Attention:  Structured Finance Manager, MAC X3906-012

            In each instance with a copy to:

            Wells Fargo Bank, N.A.
            1 Home Campus
            Des Moines, Iowa  50328-0001
            Attention:  General Counsel, MAC X2401-06T

            or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

      (ii)  if to Purchaser:

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Dr., Suite 200
            Irving, TX  75038
            Attention:  Ralene Ruyle

      With a copy to:

            Bear Stearns Mortgage Capital Corp.
            383 Madison Avenue
            New York, NY  10179
            Attention:  Baron Silverstein

Section 12.06     Severability of Provisions.

      If any  one or  more  of the  covenants,  agreements,  provisions  or  terms  of  this
Agreement shall be held invalid for any reason whatsoever, then such covenants,  agreements, provisions  or terms shall be deemed  severable  from the remaining  covenants,  agreements, provisions  or  terms  of  this  Agreement  and  shall  in no way  affect  the  validity  or enforceability of the other provisions of this Agreement.

Section 12.07     Relationship of Parties.

      Nothing  herein  contained  shall be deemed or  construed to create a  partnership  or joint venture  between the parties  hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08     Execution; Successors and Assigns.

      This  Agreement  may be  executed  in one or more  counterparts  and by the  different parties hereto on separate  counterparts,  each of which, when so executed,  shall be deemed to  be an  original;  such  counterparts,  together,  shall  constitute  one  and  the  same agreement.  Subject to Section  8.04,  this  Agreement  shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09     Recordation of Assignments of Mortgage.

      To the extent  permitted by  applicable  law, each of the  Assignments  of Mortgage is subject to recordation in all  appropriate  public offices for real property  records in all the  counties  or  other  comparable  jurisdictions  in  which  any or all of the  Mortgaged
Properties are situated,  and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's  expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10     Assignment by Purchaser.

      The Purchaser shall have the right,  without the consent of the Company but subject to the limit set forth in Section 2.02  hereof,  to assign,  in whole or in part,  its interest under this  Agreement with respect to some or all of the Mortgage  Loans,  and designate any person to exercise  any rights of the  Purchaser  hereunder,  by  executing  an  Assignment,
Assumption and  Recognition  Agreement  substantially  in the form attached as Exhibit G and the  assignee  or  designee  shall  accede to the rights and  obligations  hereunder  of the
Purchaser  with respect to such  Mortgage  Loans.  All  references  to the Purchaser in this
Agreement shall be deemed to include its assignee or designee.

Section 12.11  Solicitation of Mortgagor.

      Neither party shall,  after the related  Closing Date,  take any action to solicit the refinancing  of any Mortgage  Loan. It is understood  and agreed that neither (i) promotions undertaken  by either  party or any  affiliate  of either  party  which are  directed to the
general  public  at  large,  including,   without  limitation,   mass  mailings  based  upon
commercially acquired mailing lists, newspaper,  radio,  television  advertisements nor (ii)
serving the  refinancing  needs of a Mortgagor who,  without  solicitation,  contacts either party in connection with the refinance of such Mortgage or Mortgage Loan,  shall  constitute solicitation under this Section.

                      [Intentionally Blank - Next Page Signature Page]

      IN WITNESS  WHEREOF,  the Company  and the  Purchaser  have  caused  their names to be signed hereto by their respective  officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION                  WELLS FARGO BANK, N.A.
Purchaser                                 Company

By:                                       By:

Name:                                           Name:

Title:                                          Title:

STATE OF                )
                        )     ss:
COUNTY OF ___________   )

      On the _____ day of _______________,  20___ before me, a Notary Public in and for said
State, personally appeared                            , known to me to be
 of Wells Fargo Bank,  N.A.,  the  national  banking  association  that  executed the within instrument  and also known to me to be the person  who  executed  it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto  set my hand affixed my office seal the day and year in this certificate first above written.

                                          Notary Public

                                          My Commission expires

STATE OF                )
                        )     ss:
COUNTY OF               )

      On the _____ day of _______________,  20___ before me, a Notary Public in and for said
State,  personally  appeared  _____________________________________,  known  to me to be the
______________________________  of EMC Mortgage  Corporation,  the corporation that executed the within  instrument  and also known to me to be the person who  executed  it on behalf of said  corporation,  and  acknowledged  to me  that  such  corporation  executed  the  within instrument.

      IN WITNESS  WHEREOF,  I have  hereunto  set my hand affixed my office seal the day and year in this certificate first above written.

                                          Notary Public

                                          My Commission expires

                                   EXHIBIT A

                        FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this _____ day of __________, 20___, Wells Fargo Bank, N.A. (the "Seller") as the Seller
under that certain Amended and Restated Master Mortgage Loan Purchase Agreement, ("Purchase
Agreement") and as the Company under that certain Amended and Restated Master Seller's
Warranties and Servicing Agreement (the "Servicing Agreement") each dated as of
_______________, 20___, (collectively, the "Agreements") does hereby sell, transfer, assign, set over and convey to EMC Mortgage Corporation as the Purchaser (the "Purchaser")
under the Purchase Agreement, and Purchaser hereby accepts from Seller, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the
Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A, together with the Custodial Mortgage Files and Retained Mortgage Files and all rights and obligations arising under the documents contained therein.  Pursuant to Section 2.03 of the
Servicing Agreement, the Seller has delivered to the Custodian the documents for each
Mortgage Loan to be purchased. The Servicing Files retained by the Seller pursuant to
Section 2.01 of the Servicing Agreement shall be appropriately marked to clearly reflect the sale of the related Mortgage Loans to the Purchaser.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreements.

EMC Mortgage Corporation                  Wells Fargo Bank, N.A.
Purchaser                                 Company

By:                                       By:

Name:                                     Name:

Title:                                          Title:

                                         EXHIBIT B

                              CUSTODIAL AGREEMENT

                                             3

                                         EXHIBIT C

                   CONTENTS OF EACH RETAINED MORTGAGE FILE,
                         SERVICING FILE AND CUSTODIAL MORTGAGE FILE

      With respect to each Mortgage Loan, the Retained Mortgage File and Custodial  Mortgage
File shall include each of the following  items,  which shall be available for inspection by the Purchaser and any prospective  Purchaser,  and which shall be retained by the Company in the Retained  Mortgage  File or Servicing  File or  delivered to the  Custodian  pursuant to
Sections 2.01 and 2.03 of the Seller's  Warranties and the Servicing Agreement to which this
Exhibit is attached (the "Agreement"):

      1.    The original Mortgage Note bearing all intervening  endorsements,  endorsed "Pay
            to  the   order  of   without   recourse"   and   signed  in  the  name  of  the
            Company  by an  authorized  officer  (in the event  that the  Mortgage  Loan was acquired  by the Company in a merger,  the  signature  must be in the  following form:  "[Company],  successor  by merger to [name of  predecessor]";  and in the event that the Mortgage  Loan was acquired or  originated  by the Company  while doing  business  under  another  name,  the  signature  must be in the following form:  "[Company], formerly know as [previous name]").

      2.    The original of any guarantee  executed in connection with the Mortgage Note (if any).

      3.    The original  Mortgage,  with evidence of recording  thereon or a certified true and correct copy of the Mortgage sent for  recordation.  If in  connection  with any Mortgage  Loan,  the Company  cannot  deliver or cause to be  delivered  the original  Mortgage with evidence of recording thereon on or prior to the related
            Closing  Date  because of a delay  caused by the public  recording  office where such Mortgage has been  delivered for  recordation  or because such Mortgage has been lost or because such public recording office retains the original  recorded
            Mortgage,  the Company shall deliver or cause to be delivered to the  Custodian, a photocopy of such  Mortgage,  together  with (i) in the case of a delay caused by the public recording office, an Officer's  Certificate of the Company stating that such  Mortgage has been  dispatched  to the  appropriate  public  recording office for  recordation  and that the  original  recorded  Mortgage or a copy of such  Mortgage  certified  by such  public  recording  office  to be a true  and complete copy of the original  recorded  Mortgage will be promptly  delivered to the  Custodian  upon receipt  thereof by the  Company;  or (ii) in the case of a
            Mortgage where a public recording office retains the original  recorded Mortgage or in the case where a Mortgage is lost after  recordation in a public recording office, a copy of such Mortgage  certified by such public recording office or by the title  insurance  company  that  issued  the  title  policy to be a true and complete copy of the original recorded Mortgage.

            Further,  with respect to MERS Mortgage  Loans,  (a) the Mortgage  names MERS as the  Mortgagee and (b) the  requirements  set forth in the  Electronic  Tracking
            Agreement have been satisfied,  with a conformed recorded copy to follow as soon as the same is received by the Company.

      4.    the originals or certified  true copies of any document sent for  recordation of all  assumption,  modification,  consolidation  or  extension  agreements,  with evidence of recording thereon.

      5.    The  original  Assignment  of  Mortgage  for  each  Mortgage  Loan,  in form and substance  acceptable for recording (except for the insertion of the name of the assignee and  recording  information).  The  Assignment of Mortgage must be duly recorded  only if  recordation  is  either  necessary  under  applicable  law or commonly required by private institutional  mortgage investors in the area where the  Mortgaged  Property is located or on direction of the Purchaser as provided in the  Custodial  Agreement.  If the  Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the  Purchaser.  If the Assignment of Mortgage is not to be recorded,  the  Assignment of Mortgage shall be delivered in blank.
            If the Mortgage Loan was acquired by the Company in a merger,  the Assignment of
            Mortgage  must  be  made  by  "[Company],   successor  by  merger  to  [name  of
            predecessor]."  If the Mortgage  Loan was acquired or  originated by the Company while doing  business  under another name, the Assignment of Mortgage must be by
            "[Company], formerly know as [previous name]."

      6.    Originals or  certified  true copies of documents  sent for  recordation  of all intervening  assignments of the Mortgage with evidence of recording thereon,  or if any such  intervening  assignment  has not been returned from the  applicable recording  office or has been lost or if such public  recording  office  retains the original  recorded  assignments  of mortgage,  the Company  shall deliver or cause  to be  delivered  to the  Custodian,  a  photocopy  of  such  intervening assignment,  together  with  (i) in the  case of a delay  caused  by the  public recording  office,  an Officer's  Certificate  of the Company  stating that such intervening  assignment  of  mortgage  has been  dispatched  to the  appropriate public  recording  office  for  recordation  and  that  such  original  recorded intervening  assignment of mortgage or a copy of such intervening  assignment of mortgage  certified by the appropriate  public  recording office or by the title insurance  company that issued the title  policy to be a true and complete  copy of the original  recorded  intervening  assignment  of mortgage will be promptly delivered to the Custodian upon receipt  thereof by the Company;  or (ii) in the case of an intervening  assignment  where a public  recording office retains the original  recorded  intervening  assignment or in the case where an  intervening assignment is lost after  recordation in a public  recording  office,  a copy of such  intervening  assignment  certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

      7.    The electronic form of PMI Policy as identified by certificate number.

      8.    The original  mortgagee  policy of title  insurance  or other  evidence of title such  as a copy  of the  title  commitment  or  copy  of the  preliminary  title commitment.

      9.    Any security  agreement,  chattel mortgage or equivalent  executed in connection with the Mortgage.

      10.   Original power of attorney, if applicable.

      11.   For each Cooperative Loan, the original or a seller certified true copy of the following:

                  The original Pledge Agreement entered into by the Mortgagor with respect to such Cooperative Loan;

                  UCC-3 assignment in blank (or equivalent instrument), sufficient under the laws of the jurisdiction where the related Cooperative Apartment is located to reflect of record the sale and assignment of the Cooperative
                  Loan to the Purchaser;

                  Original assignment of Pledge Agreement in blank showing a complete chain of assignment from the originator of the related Cooperative Loan to the
                  Company;

                  Original Form UCC-1 and any continuation statements with evidence of filing thereon with respect to such Cooperative Loan;

                  Cooperative Shares with a Stock Certificate in blank attached;

                  Original Proprietary Lease;

                  Original Assignment of Proprietary Lease, in blank, and all intervening assignments thereof;

                  Original recognition agreement of the interests of the mortgagee with respect to the Cooperative Loan by the Cooperative, the stock of which was pledged by the related Mortgagor to the originator of such
                  Cooperative Loan; and

                  Originals of any  assumption,  consolidation  or  modification  agreements relating to any of the items specified above.

With respect to each Mortgage  Loan,  the Servicing File shall include each of the following items to the extent in the  possession of the Company or in the  possession of the Company's agent(s):

      12.   The original  hazard  insurance  policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

      13.   Residential loan application.

      14.   Mortgage Loan closing statement.

      15.   Verification  of employment and income,  unless  originated  under the Company's
            Limited Documentation program, Fannie Mae Timesaver Plus.

      16.   Verification of acceptable evidence of source and amount of down payment.

      17.   Credit report on the Mortgagor.

      18.   Residential appraisal report.

      19.   Photograph of the Mortgaged Property.

      20.   Survey of the Mortgage property,  if required by the title company or applicable law.

      21.   Copy of each instrument  necessary to complete  identification  of any exception set forth in the  exception  schedule  in the title  policy,  i.e.  map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      22.   All required disclosure statements.

      23.   If available,  termite report,  structural  engineer's report,  water potability and septic certification.

      24.   Sales contract, if applicable.

      25.   Evidence of payment of taxes and  insurance  premiums,  insurance  claim  files, correspondence,  current and historical  computerized  data files, and all other processing,  underwriting  and closing papers and records which are  customarily contained  in a  mortgage  loan file and  which are  required  to  document  the
            Mortgage Loan or to service the Mortgage Loan.

      26.   Amortization schedule, if available.

      27.   Payment  history  for any  Mortgage  Loan that has been  closed for more than 90 days.

      In the event an Officer's  Certificate  of the Company is  delivered to the  Custodian because  of a delay  caused  by the  public  recording  office  in  returning  any  recorded document,  the  Company  shall  deliver to the  Custodian,  within  240 days of the  related
Closing Date, an Officer's Certificate which shall (i) identify the recorded document,  (ii)
state that the recorded  document has not been  delivered to the  Custodian  due solely to a delay  caused by the public  recording  office,  (iii)  state the  amount of time  generally required by the applicable  recording  office to record and return a document  submitted for recordation,  and (iv) specify the date the applicable  recorded  document will be delivered to the  Custodian.  The Company shall be required to deliver to the Custodian the applicable recorded  document by the date  specified in (iv) above.  An extension of the date specified in (iv) above may be requested from the Purchaser,  which consent shall not be  unreasonably withheld.

                                             3

                                         EXHIBIT D

                             SERVICING CRITERIA TO BE ADDRESSED
                                IN ASSESSMENT OF COMPLIANCE

----------------------------------------------------------------------------------------------
   Reg AB                     Servicing Criteria                    Applicable  Inapplicable
 Reference                                                          Servicing     Servicing
                                                                     Criteria     Criteria
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                       General Servicing Considerations
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(1)(i)  Policies and procedures are instituted to monitor any performance or other triggers and events of
                  default in accordance with the transaction
                                  agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(1)(iiIf any material servicing activities are outsourced to third parties, policies and procedures are
             instituted to monitor the third party's performance
             and compliance with such servicing activities.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Any requirements in the transaction agreements to
             maintain a back-up servicer for the mortgage loans
1122(d)(1)(iiare maintained.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(1)(ivA fidelity bond and errors and omissions policy is in effect on the party participating in the
             servicing function throughout the reporting period
             in the amount of coverage required by and otherwise
             in accordance with the terms of the transaction
             agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                      Cash Collection and Administration
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(2)(i)Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank
             clearing accounts no more than two business days
             following receipt, or such other number of days
             specified in the transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Disbursements made via wire transfer on behalf of an
             obligor or to an investor are made only by
1122(d)(2)(iiauthorized personnel.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Advances of funds or guarantees regarding
             collections, cash flows or distributions, and any
             interest or other fees charged for such advances,
             are made, reviewed and approved as specified in the
1122(d)(2)(iitransaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             The related accounts for the transaction, such as
             cash reserve accounts or accounts established as a
             form of overcollateralization, are separately
             maintained (e.g., with respect to commingling of
1122(d)(2)(ivcash) as set forth in the transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Each custodial account is maintained at a federally
             insured depository institution as set forth in the
             transaction agreements. For purposes of this
             criterion, "federally insured depository
             institution" with respect to a foreign financial
             institution means a foreign financial institution
             that meets the requirements of Rule 13k-1(b)(1) of
1122(d)(2)(v)the Securities Exchange Act.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Unissued checks are safeguarded so as to prevent
1122(d)(2)(viunauthorized access.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(2)(viReconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts,
             including custodial accounts and related bank
             clearing accounts. These reconciliations are (A)
             mathematically accurate; (B) prepared within 30
             calendar days after the bank statement cutoff date,
             or such other number of days specified in the
             transaction agreements; (C) reviewed and approved by
             someone other than the person who prepared the
             reconciliation; and (D) contain explanations for
             reconciling items. These reconciling items are
             resolved within 90 calendar days of their original
             identification, or such other number of days
             specified in the transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                      Investor Remittances and Reporting
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(3)(i)Reports to investors, including those to be filed with the Commission, are maintained in accordance
             with the transaction agreements and applicable
             Commission requirements. Specifically, such reports
             (A) are prepared in accordance with timeframes and
             other terms set forth in the transaction agreements;
             (B) provide information calculated in accordance
             with the terms specified in the transaction
             agreements; (C) are filed with the Commission as
             required by its rules and regulations; and (D) agree
             with investors' or the trustee's records as to the
             total unpaid principal balance and number of
             mortgage loans serviced by the Servicer.
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Reg AB                        Servicing Criteria                    Applicable  Inapplicable
Reference                                                           Servicing     Servicing
                                                                     Criteria     Criteria
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                      Pool Asset Administration (cont'd)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(3)(iiAmounts due to investors are allocated and remitted in accordance with timeframes, distribution priority
             and other terms set forth in the transaction
             agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Disbursements made to an investor are posted within
             two business days to the Servicer's investor
             records, or such other number of days specified in
1122(d)(3)(iithe transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Amounts remitted to investors per the investor
             reports agree with cancelled checks, or other form
1122(d)(3)(ivof payment, or custodial bank statements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                           Pool Asset Administration
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
1122(d)(4)(i)Collateral or security on mortgage loans is
             maintained as required by the transaction agreements
             or related mortgage loan documents.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Mortgage loan and related documents are safeguarded
1122(d)(4)(iias required by the transaction agreements
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Any additions, removals or substitutions to the
             asset pool are made, reviewed and approved in
             accordance with any conditions or requirements in
1122(d)(4)(iithe transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Payments on mortgage loans, including any payoffs,
             made in accordance with the related mortgage loan
             documents are posted to the Servicer's obligor
             records maintained no more than two business days
             after receipt, or such other number of days
             specified in the transaction agreements, and
             allocated to principal, interest or other items
             (e.g., escrow) in accordance with the related
1122(d)(4)(ivmortgage loan documents.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             The Servicer's records regarding the mortgage loans
             agree with the Servicer's records with respect to an
1122(d)(4)(v)obligor's unpaid principal balance.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Changes with respect to the terms or status of an
             obligor's mortgage loans (e.g., loan modifications
             or re-agings) are made, reviewed and approved by
             authorized personnel in accordance with the
             transaction agreements and related pool asset
1122(d)(4)(vidocuments.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Loss mitigation or recovery actions (e.g.,
             forbearance plans, modifications and deeds in lieu
             of foreclosure, foreclosures and repossessions, as
             applicable) are initiated, conducted and concluded
             in accordance with the timeframes or other
             requirements established by the transaction
1122(d)(4)(viagreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Records documenting collection efforts are
             maintained during the period a mortgage loan is
             delinquent in accordance with the transaction
             agreements. Such records are maintained on at least
             a monthly basis, or such other period specified in
             the transaction agreements, and describe the
             entity's activities in monitoring delinquent
             mortgage loans including, for example, phone calls,
             letters and payment rescheduling plans in cases
             where delinquency is deemed temporary (e.g., illness
1122(d)(4)(vior unemployment).
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Adjustments to interest rates or rates of return for
             mortgage loans with variable rates are computed
1122(d)(4)(ixbased on the related mortgage loan documents.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Regarding any funds held in trust for an obligor
             (such as escrow accounts): (A) such funds are
             analyzed, in accordance with the obligor's mortgage
             loan documents, on at least an annual basis, or such
             other period specified in the transaction
             agreements; (B) interest on such funds is paid, or
             credited, to obligors in accordance with applicable
             mortgage loan documents and state laws; and (C) such
             funds are returned to the obligor within 30 calendar
             days of full repayment of the related mortgage
             loans, or such other number of days specified in the
1122(d)(4)(x)transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Payments made on behalf of an obligor (such as tax
             or insurance payments) are made on or before the
             related penalty or expiration dates, as indicated on
             the appropriate bills or notices for such payments,
             provided that such support has been received by the
             servicer at least 30 calendar days prior to these
             dates, or such other number of days specified in the
1122(d)(4)(xitransaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Any late payment penalties in connection with any
             payment to be made on behalf of an obligor are paid
             from the Servicer's funds and not charged to the
             obligor, unless the late payment was due to the
1122(d)(4)(xiobligor's error or omission.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Disbursements made on behalf of an obligor are
             posted within two business days to the obligor's
             records maintained by the servicer, or such other
             number of days specified in the transaction
1122(d)(4)(xiagreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Delinquencies, charge-offs and uncollectible
             accounts are recognized and recorded in accordance
1122(d)(4)(xiwith the transaction agreements.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
             Any external enhancement or other support,
             identified in Item 1114(a)(1) through (3) or Item
             1115 of Regulation AB, is maintained as set forth in
1122(d)(4)(xvthe transaction agreements.
----------------------------------------------------------------------------------------------

                                         EXHIBIT E

                               FORM OF SARBANES CERTIFICATION

      Re:   The [ ] agreement  dated as of [ ], 200[ ] (the  "Agreement"),  among  [IDENTIFY
            PARTIES]

I,  ________________________________,  the  _______________________  of [Name of  Servicer],
certify  to  [the  Owner],   [the  Depositor],   and  the  [Master   Servicer]   [Securities
Administrator]  [Trustee],  and their officers, with the knowledge and intent that they will rely upon this certification, that:

      (1)   I have reviewed the servicer  compliance  statement of the Servicer  provided in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on assessment of the Servicer's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing of the  Mortgage  Loans by the Servicer during  200[  ] that  were  delivered  by the  Servicer  to  the  [Depositor]  [Master
      Servicer]   [Securities   Administrator]   [Trustee]   pursuant   to   the   Agreement
      (collectively, the "Servicer Servicing Information");

      (2)   Based on my knowledge,  the Servicer  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material fact necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period of time covered by the Servicer Servicing Information;

      (3)   Based on my knowledge,  all of the Servicer Servicing Information required to be provided by the Servicer  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];

      (4)   I am responsible  for reviewing the  activities  performed by the Servicer under the  Agreement,  and based on my  knowledge  and the  compliance  review  conducted in preparing  the  Compliance  Statement  and  except  as  disclosed  in  the  Compliance
      Statement,  the  Servicing  Assessment  or the  Attestation  Report,  the Servicer has
      fulfilled its obligations under the Agreement; and

(5)   The  Compliance  Statement,  the  Servicing  Assessment  and  the  Attestation  Report
      required to be provided by the Servicer  pursuant to the Agreement  have been provided to  the  [Depositor]  [Master  Servicer].  Any  material  instances  of  noncompliance described in such reports have been disclosed to the  [Depositor]  [Master  Servicer].
      Any material instance of noncompliance  with the Servicing Criteria has been disclosed in such reports.

                                         Date:

                                         By:
                                         Name:
                                         Title:

                                         EXHIBIT F

                        FORM OF SARBANES-OXLEY BACK-UP CERTIFICATION

I,  ______________________,  Vice  President  of Wells Fargo Bank,  N.A.  (the  "Servicer"),
certify to  __________________,  and its officers,  directors,  agents and  affiliates  (the
"Sarbanes  Certifying  Party"),  and with the  knowledge and intent that they will rely upon this certification, that:

      (i)   Based on my knowledge,  the  information  relating to the Mortgage Loans and the servicing  thereof  submitted by the Servicer to the Sarbanes  Certifying  Party which is used in connection with  preparation of the reports on Form 8-K and the annual  report on Form 10-K filed with the  Securities  and Exchange  Commission with  respect to the  Securitization,  taken as a whole,  does not  contain  any untrue  statement of a material fact or omit to state a material fact  necessary to make the  statements  made,  in light of the  circumstances  under which such statements were made, not misleading as of the date of this certification;

      (ii)  The  servicing  information  required to be provided to the Sarbanes  Certifying
            Party by the Servicer under the relevant  servicing  agreement has been provided to the Sarbanes Certifying Party;

      (iii)       I am responsible  for reviewing the  activities  performed by the Servicer under the relevant  servicing  agreement  and based upon the review  required by the  relevant  servicing  agreement,  and  except  as  disclosed  in the  Annual
            Statement of Compliance,  the Annual Independent Public  Accountant's  Servicing
            Report and all servicing reports,  officer's  certificates and other information relating to the  servicing  of the  Mortgage  Loans  submitted  to the  Sarbanes
            Certifying  Party,  the  Servicer  has,  as of the  date of  this  certification fulfilled its obligations under the relevant servicing agreement; and

(iv)  I have  disclosed  to the  Sarbanes  Certifying  Party  all  significant  deficiencies relating to the Servicer's  compliance with the minimum  servicing  standards in accordance  with a  review  conducted  in  compliance  with the  Uniform  Single
            Attestation  Program for  Mortgage  Bankers or similar  standard as set forth in the relevant servicing agreement.

      (v)   The Servicer  shall  indemnify and hold harmless the Sarbanes  Certifying  Party and its officers,  directors, agents and affiliates from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable  legal  fees and  related costs,  judgments  and other costs and  expenses  arising out of or based upon a breach by the Servicer or any of its officers,  directors,  agents or affiliates of its obligations  under this  Certification  or the  negligence,  bad faith or
            willful   misconduct   of  the  Servicer  in   connection   therewith.   If  the
            indemnification  provided  for herein is  unavailable  or  insufficient  to hold harmless the Sarbanes  Certifying  Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes  Certifying  Party as a result of the losses,  claims, damages or liabilities of the Sarbanes Certifying
            Party in such  proportion as is appropriate to reflect the relative fault of the
            Sarbanes  Certifying  Party  on the one hand and the  Servicer  on the  other in connection with a breach of the Servicer's  obligations under this Certification or the  Servicer's  negligence,  bad faith or willful  misconduct  in connection therewith.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:                                          By:
                                          Name:
                                          Title:

                                         EXHIBIT G

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                            ____________, 20__

      ASSIGNMENT,  ASSUMPTION AND RECOGNITION AGREEMENT,  dated  ___________________,  20____
between   _________________,   a   _________________   corporation   having   an   office  at
_________________  ("Assignor") and _________________,  having an office at _________________
("Assignee"):

      For  and  in  consideration  of the  sum of one  dollar  ($1.00)  and  other  valuable consideration  the  receipt  and  sufficiency  of which are hereby  acknowledge,  and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1.    The Assignor hereby grants,  transfers and assigns to Assignee all of the right, title and  interest  of  Assignor,  as  Purchaser,  in, to and under that  certain  Seller's
Warranties and Servicing  Agreement,  (the "Seller's  Warranties and Servicing  Agreement"),
dated as of  _________________,  by and between  _________________  (the  "Purchaser"),  and
_________________  (the  "Company"),  and the Mortgage  Loans  delivered  thereunder  by the
Company to the Assignor, and that certain Custodial Agreement,  (the "Custodial Agreement"),
dated  as  of   _________________,   by  and   among  the   Company,   the   Purchaser   and
_________________ (the "Custodian").

      2.    The Assignor warrants and represents to, and covenants with, the Assignee that:

            a.    The  Assignor  is the  lawful  owner of the  Mortgage  Loans with the full right to  transfer  the  Mortgage  Loans  free  from  any and all  claims  and  encumbrances whatsoever;

            b.    The  Assignor has not  received  notice of, and has no  knowledge  of, any offsets,  counterclaims  or other  defenses  available  to the Company  with  respect to the
Seller's Warranties and Servicing Agreement or the Mortgage Loans;

            c.    The  Assignor has not waived or agreed to any waiver  under,  or agreed to any amendment or other  modification  of, the Seller's  Warranties and Servicing  Agreement,
the Custodial Agreement or the Mortgage Loans,  including without limitation the transfer of the  servicing  obligations  under the Seller's  Warranties  and  Servicing  Agreement.  The
Assignor  has no  knowledge  of,  and has not  received  notice  of,  any  waivers  under or amendments or other  modifications  of, or assignments of rights or obligations  under,  the
Seller's Warranties and Servicing Agreement or the Mortgage Loans; and

            d.    Neither  the  Assignor  nor  anyone  acting  on its  behalf  has  offered, transferred,  pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the
Mortgage  Loans or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage Loans,  any interest in the Mortgage
Loans or any other  similar  security  from,  or otherwise  approached  or  negotiated  with respect to the  Mortgage  Loans,  any interest in the  Mortgage  Loans or any other  similar security  with,  any person in any  manner,  or made any  general  solicitation  by means of general  advertising  or in any  other  manner,  or  taken  any  other  action  which  would constitute a  distribution  of the Mortgage  Loans under the  Securities  Act or which would render the  disposition  of the  Mortgage  Loans a  violation  of Section 5 of the 33 Act or require registration pursuant thereto.

      3.    That Assignee  warrants and represent to, and covenants  with,  the Assignor and the Company  pursuant to Section 12.10 of the Seller's  Warranties  and Servicing  Agreement
that:

            a.    The  Assignee  agrees  to be bound,  as  Purchaser,  by all of the  terms, covenants and conditions of the Seller's  Warranties and Servicing  Agreement,  the Mortgage
Loans and the Custodial Agreement,  and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the  Assignor all of the  Assignor's  obligations as purchaser thereunder;

            b.    The Assignee  understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

            c.    The purchase  price being paid by the Assignee for the Mortgage  Loans are in excess of  $250,000.00  and will be paid by cash  remittance of the full  purchase  price within 60 days of the sale;

            d.    The Assignee is acquiring the Mortgage  Loans for  investment  for its own account  only and not for any other  person.  In this  connection,  neither the Assignee nor any person  authorized to act therefor has offered to Mortgage Loans by means of any general advertising or general  solicitation  within the meaning of Rule 502(c) of US Securities and
Exchange Commission Regulation D, promulgated under the Securities Act;

            e.    The Assignee  considers itself a substantial  sophisticated  institutional investor  having such knowledge and experience in financial and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

            f.    The  Assignee  has been  furnished  with  all  information  regarding  the
Mortgage Loans that it has requested from the Assignor or the Company;

            g.    Neither  the  Assignee  nor  anyone  acting  on its  behalf  has  offered, transferred,  pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the
Mortgage  Loans or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage Loans,  any interest in the Mortgage
Loans or any other  similar  security  from,  or otherwise  approached  or  negotiated  with respect to the  Mortgage  Loans,  any interest in the  Mortgage  Loans or any other  similar security  with,  any person in any manner  which  would  constitute  a  distribution  of the
Mortgage Loans under the 33 Act or which would render the  disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require  registration  pursuant thereto,  nor will it act, nor has it  authorized  or will it authorize  any person to act, in such manner with respect to the Mortgage Loans; and

            h.    Either (1) the Assignee is not an employee  benefit plan  ("Plan")  within the meaning of section  3(3) of the Employee  Retirement  Income  Security  Act of 1974,  as
amended  ("ERISA") or a plan (also "Plan")  within the meaning of section  4975(e)(1) of the
Internal  Revenue Code of 1986  ("Code"),  and the  Assignee is not  directly or  indirectly purchasing the Mortgage Loans on behalf of,  investment  manager of, as named  fiduciary of, as Trustee of, or with assets of, a Plan;  or (2) the  Assignee's  purchase of the  Mortgage
Loans will not result in a  prohibited  transaction  under  section  406 of ERISA or section
4975 of the Code.

            i.    The  Assignee's  address for  purposes  of all notices and  correspondence related to the Mortgage Loans and the Seller's Warranties and Servicing Agreements is:

                  Attention: _________________

      The  Assignee's  wire  transfer  instructions  for  purposes  of all  remittances  and payments related to the Mortgage Loans and the Seller's  Warranties and Servicing  Agreement
is:

                  Attention: _________________

      4.    From and after the date  hereof,  the  Company  shall note the  transfer  of the
Mortgage  Loans to the Assignee in its books and records,  the Company  shall  recognize the
Assignee as the owner of the  Mortgage  Loans and the  Company  shall  service the  Mortgage
Loans for the benefit of the Assignee  pursuant to the  Seller's  Warranties  and  Servicing
Agreement,  the terms of which are incorporated herein by reference.  It is the intention of the  Assignor,  the Company and the Assignee  that the  Seller's  Warranties  and  Servicing
Agreement  shall be binding  upon and inure to the benefit of the  Company and the  Assignee and their respective successors and assigns.

                                    [Signatures Follow]

      IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

                  .                                         .
Assignor                                  Assignee

By:                                       By:

Name:                                           Name:

Its:                                      Its:

Tax Payer Identification No.:                   Tax Payer Identification No.:
________________________________                _________________________________

                                             4
                                         EXHIBIT H

                                    ELECTRONIC DATA FILE

      (1)   the street address of the Mortgaged Property including the city, state, county and zip code;

      (2)   a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a cooperative, a townhouse, manufactured housing or a unit in a condominium project;

      (3)   the Mortgage Interest Rate as of the Cut-off Date;

      (4)   the current Monthly Payment;

      (5)   loan term, number of months;

      (6)   the stated maturity date;

      (7)   the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

      (8)   the Loan-to-Value Ratio;

      (9)   a code indicating whether the Mortgage Loan is an Interest Only Mortgage Loan;

      (10)  a code indicating whether the Mortgage Loan is a temporary buydown (Y or N);

      (11)  the Servicing Fee Rate;

      (12)  a code indicating whether the Mortgage Loan is covered by lender-paid mortgage insurance (Y or N);

(13)  a code indicating whether the Mortgage Loan is a Time$aver® Mortgage Loan (Y or N);

      (14)  the Mortgagor's first and last name;

      (15)  a code indicating whether the Mortgaged Property is owner-occupied;

      (16)  the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

      (17)  the date on which the first Monthly Payment was due on the Mortgage Loan;

      (18)  the last Due Date on which a Monthly Payment was actually applied to the actual principal balance;

      (19)  the original principal amount of the Mortgage Loan;

      (20)  a code indicating the purpose of the loan (i.e., purchase, financing, rate/term refinancing, cash-out refinancing);

      (21)  the Mortgage Interest Rate at origination;

      (22)  the date on which the first Monthly Payment was due on the Mortgage Loan;

      (23)  a code indicating the documentation style (i.e., full (providing two years employment verification - 2 years W-2's and current pay stub or 2 years 1040's for self employed borrowers), alternative or reduced);

      (24)  a code indicating if the Mortgage Loan is subject to a PMI Policy;

      (25)  the Appraised Value of the Mortgage Property;

      (26)  the sale price of the Mortgaged Property, if applicable;

      (27)  the Mortgagor's Underwriting FICO Score;

      (28)  term of prepayment penalty in years;

      (29)  a code indicating the product type;

      (30)  a code indicating the credit grade of the Mortgage Loan;

      (31)  the unpaid balance of the Mortgage Loan as of the close of business on the
            Cut-off Date, after deduction of all payments of principal;

      (32)  the Note date of the Mortgage Loan;

      (33)  the mortgage insurance certificate number and percentage of coverage, if applicable;

      (34)  the Mortgagor's date of birth;

      (35)  the MIN Number for each Mortgage Loan, if applicable;

      (36)  employer name;

      (37)  subsidy program code;

      (38)  servicer name;

      (39)  the combined Loan-to-Value Ratio;

      (40)  the total Loan-to-Value Ratio;

      (41)  whether the Mortgage Loan is convertible (Y or N);

(42)  a code indicating whether the Mortgage Loan is a relocation loan (Y or N);

      (43)  a code indicating whether the Mortgage Loan is a leasehold loan (Y or N);

      (44)  a code indicating whether the Mortgage Loan is an Alt A loan (Y or N);

      (45)  a code indicating whether the Mortgage Loan is a no ratio loan (Y or N);

      (46)  a code indicating whether the Mortgage Loan is a Pledged Asset Mortgage Loan (Y
            or N);

      (47)  effective LTV percentage for Pledged Asset Mortgage Loans;

      (48)  citizenship type code;

      (49)  a code indicating whether the Mortgage Loan is a conforming or non-conforming loan, based on the original loan balance;

      (50)  the name of the client for which the Mortgage Loan was originated;

      (51)  the program code;

      (52)  the loan sub doc code;

      (53)  the remaining interest-only term for Interest Only Mortgage Loans;

                             The Company shall provide the following
                           For the Home Mortgage Disclosure Act (HMDA):

      (54)  the Mortgagor's and co-Mortgagor's (if applicable) ethnicity;

      (55)  the Mortgagor's and co-Mortgagor's (if applicable) race;

      (56)  lien status;

      (57)  for cash-out refinance loans, the cash purpose;

      (58)  the Mortgagor's and co-Mortgagor's (if applicable) gender;

      (59)  the Mortgagor's and co-Mortgagor's (if applicable) social security numbers;

      (60)  the number of units for the property;

      (61)  the year in which the property was built;

      (62)  the qualifying monthly income of the Mortgagor;

      (63)  the number of bedrooms contained in the property;

      (64)  a code indicating first time buyer (Y or N);

      (65)  the total rental income, if any;

                              The Seller shall provide the following
                     for the adjustable rate Mortgage Loans (if applicable):

      (66)  the maximum Mortgage Interest Rate under the terms of the Mortgage Note;

      (67)  the Periodic Interest Rate Cap;

      (68)  the Index;

      (69)  the next Adjustment Date;

      (70)  the Gross Margin; and

      (71)  the lifetime interest rate cap.

                          MASTER MORTGAGE LOAN PURCHASE AGREEMENT

      This  is an  Amended  and  Restated  Master  Mortgage  Loan  Purchase  Agreement  (the
"Agreement"),  dated as of November 1, 2004 by and between EMC Mortgage Corporation,  having an office at 909 Hidden Ridge Drive,  Suite 200, Irving,  Texas 75038 (the  "Purchaser") and
Wells Fargo Bank, N.A., having an office at 1 Home Campus, Des Moines,  Iowa 50328-0001 (the
"Seller").

                                    W I T N E S S E T H

      WHEREAS,  the Seller agrees to sell, and the Purchaser  agrees to purchase,  from time to time  certain  conventional  residential  mortgage  loans  (the  "Mortgage  Loans")  on a servicing retained basis as described herein:

      WHEREAS,  the Mortgage  Loans shall be delivered as pools of whole loans (each a "Loan
Package") on various dates as provided herein (each a "Closing Date"); and

      WHEREAS,  the parties intend hereby to set forth the terms and  conditions  upon which the proposed Transactions will be effected.

      NOW THEREFORE,  in consideration  of the promises and the mutual  agreements set forth herein, the parties hereto agree as follows:

      SECTION 1.   All  capitalized  terms not otherwise  defined herein have the respective meanings set forth in the Amended and Restated  Master  Seller's  Warranties  and  Servicing
Agreement,  dated as of the date  herewith  (the"Master  Seller's  Warranties  and Servicing
Agreement").

      SECTION 2.  Agreement  to  Purchase.  The  Seller  agrees to sell,  and the  Purchaser agrees to purchase from time to time,  Mortgage Loans having an aggregate  principal balance on the applicable  related Cut-off Date in an amount as set forth in the related  Commitment
Letters or in such other  amount as agreed by the  Purchaser  and the Seller as evidenced by the actual  aggregate  principal  balance of the Mortgage  Loans in the related Loan Package accepted  by the  Purchaser  on the  related  Closing  Date.  The  Mortgage  Loans  will  be delivered pursuant to the Master Seller's Warranties and Servicing Agreement.

      SECTION 3.   Mortgage  Schedules.  The Seller will provide the Purchaser  with certain information  constituting  a  listing  of the  Mortgage  Loans to be  purchased  under  this
Agreement for each Transaction  (the "Mortgage Loan Schedule").  Each Mortgage Loan Schedule
shall  conform to the  definition  of "Mortgage  Loan  Schedule"  under the Master  Seller's
Warranties and Servicing Agreement.

      SECTION 4.  Purchase  Price.  The purchase  price for each Loan Package (the "Purchase
Price")  shall  be the  percentage  of par as  stated  in  the  related  Commitment  Letter, multiplied  by the  aggregate  principal  balance,  as of the related  Cut-off  Date, of the
Mortgage Loans listed in the related Loan Package,  after application of scheduled  payments of  principal  for such  related  Loan  Package  due on or before the related  Cut-off  Date whether or not  collected.  The purchase  price for a Loan Package may be adjusted as stated
in the related Commitment Letter.

      In addition to the Purchase Price, the Purchaser shall pay to the Seller,  at closing, accrued  interest on the initial  principal  amount of the  Mortgage  Loans at the  weighted average  Mortgage Loan  Remittance  Rate for each Loan Package from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

      With  respect  to each  Loan  Package,  the  Purchaser  shall be  entitled  to (1) all scheduled  principal  due after the  related  Cut-off  Date,  (2) all  other  recoveries  of principal  collected after the related Cut-off Date (provided,  however,  that all scheduled payments of principal due on or before the related  Cut-off Date and collected by the Seller after the  related  Cut-off  Date  shall  belong to the  Seller),  and (3) all  payments  of interest on the Mortgage Loans at the Mortgage Loan  Remittance  Rate (minus that portion of any such payment which is allocable to the period prior to the related  Cut-off  Date).  The principal  balance of each Mortgage Loan as of the related Cut-off Date is determined  after application  of payments of principal  due on or before the related  Cut-off Date whether or not collected.  Therefore,  payments of scheduled  principal and interest  prepaid for a due date beyond the related  Cut-off  Date shall not be applied to the  principal  balance as of the related  Cut-off Date.  Such prepaid  amounts (minus interest at the Servicing Fee Rate)
shall be the property of the  Purchaser.  The Seller shall deposit any such prepaid  amounts into the Custodial  Account,  which account is established  for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

      SECTION 5.  Examination  of Mortgage  Files.  Prior to each Closing  Date,  the Seller shall (a) deliver to the Purchaser in escrow,  for  examination,  the Mortgage File for each
Mortgage Loan,  including a copy of the Assignment of Mortgage,  pertaining to each Mortgage
Loan,  or (b) make the Mortgage  Files  available to the Purchaser  for  examination  at the
Seller's  offices or such other location as shall  otherwise be agreed upon by the Purchaser and  the  Seller.  Such  examination  may be  made by the  Purchaser  or by any  prospective purchaser  of the  Mortgage  Loans  from the  Purchaser,  at any time  before or after  such related  Closing  Date,  upon  prior  reasonable  notice  to the  Seller.  The fact that the
Purchaser or any prospective  purchaser of the Mortgage Loans has conducted or has failed to conduct any  partial or  complete  examination  of the  Mortgage  Files shall not affect the
Purchaser's (or any of its successor's)  rights to demand repurchase,  substitution or other relief as provided under the Master Seller's Warranties and Servicing Agreement.

      Prior to  Seller's  receipt of the  Purchase  Price,  the  Purchaser  shall  cause the
Custodian to act as bailee for the sole and exclusive  benefit of the Seller pursuant to the
Custodial  Agreement  and act  only in  accordance  with  Seller's  instructions.  Upon  the
Seller's  receipt of the  Purchase  Price,  the Seller  shall  provide  notification  to the
Custodian to release  ownership of the Mortgage  Loan  Documents  contained in the Custodial
Mortgage  File.  Such  notification  shall be in a form of a written  notice by facsimile or other  electronic  media,  with a copy sent to the  Purchaser.  Subsequent  to such release, such  Mortgage  Loan  Documents  shall be retained by the  Custodian  for the benefit of the
Purchaser.  All  Mortgage  Loan  Documents  related to Mortgage  Loans not  purchased by the
Purchaser on the Closing  Date,  shall be maintained by the Custodian for the benefit of the
Seller and shall be returned to the Seller  within two (2)  Business  Days after the Closing
Date.

      SECTION 6.   Representations,  Warranties and Agreements of Seller.  The Seller agrees and  acknowledges  that it shall,  as a condition to the  consummation  of the  transactions contemplated  hereby, make the representations and warranties  specified in Section 3.01 and
3.02 of the Master Seller's Warranties and Servicing  Agreement,  as of each related Closing
Date.  The meaning of the term  "Agreement"  as used in Sections 3.01 and 3.02 of the Master
Seller's  Warranties  and  Servicing  Agreement  shall include this  Agreement.  The Seller, without  conceding  that the  Mortgage  Loans are  securities,  hereby  makes the  following additional  representations,  warranties and  agreements  which shall be deemed to have been made as of the related Closing Date:

      a)    neither  the Seller nor anyone  acting on its behalf has  offered,  transferred, pledged,  sold or  otherwise  disposed  of any  Mortgage  Loans,  any  interest in any
      Mortgage  Loans or any other  similar  security to, or  solicited  any offer to buy or accept a transfer,  pledge or other disposition of any Mortgage Loans, any interest in any Mortgage  Loans or any other similar  security  from,  or otherwise  approached or negotiated with respect to any Mortgage  Loans,  any interest in any Mortgage Loans or any other  similar  security  with,  any  person in any  manner,  or made any  general solicitation  by means of general  advertising  or in any other  manner,  or taken any other action which would  constitute a  distribution  of the Mortgage  Loans under the
      Securities  Act or  which  would  render  the  disposition  of any  Mortgage  Loans  a violation  of  Section  5 of the  Securities  Act  or  require  registration  pursuant thereto,  nor will it act, nor has it  authorized  or will it authorize  any person to act, in such manner with respect to the Mortgage Loans; and

      b)    the Seller  has not dealt  with any broker or agent or anyone  else who might be entitled to a fee or  commission in connection  with this  transaction  other than the
      Purchaser.

      SECTION 7.   Representation,  Warranties  and Agreement of Purchaser.  The  Purchaser,
without  conceding  that the  Mortgage  Loans are  securities,  hereby  makes the  following representations,  warranties and agreements,  which shall have been deemed to have been made as of the related Closing Date.

      a)    the  Purchaser  understands  that the  Mortgage  Loans have not been  registered under the Securities Act or the securities laws of any state;

      b)    the Purchaser is acquiring  the Mortgage  Loans for its own account only and not for any other person;

      c)    the  Purchaser  considers  itself  a  substantial,  sophisticated  institutional investor  having such knowledge and experience in financial and business  matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

      d)    the Purchaser has been  furnished  with all  information  regarding the Mortgage
      Loans which it has requested from the Seller or the Company; and

      e)    neither the  Purchaser  nor anyone  acting on its behalf  offered,  transferred, pledged,  sold or  otherwise  disposed  of any  Mortgage  Loan,  any  interest  in any
      Mortgage  Loan or any other  similar  security  to, or  solicited  any offer to buy or accept a transfer,  pledge or other  disposition of any Mortgage Loan, any interest in any Mortgage  Loan or any other  similar  security  from,  or otherwise  approached or negotiated  with respect to any Mortgage  Loan,  any interest in any Mortgage  Loan or any other  similar  security  with,  any  person in any  manner,  or made any  general solicitation  by means of general  advertising  or in any other  manner,  or taken any other action which would  constitute a  distribution  of the Mortgage  Loans under the
      Securities Act or which would render the  disposition of any Mortgage Loan a violation of Section 5 of the Securities Act or require registration  pursuant thereto, nor will it act, nor has it  authorized  or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

      SECTION 8.   Closing.  The  closing  for the  purchase  and sale of each Loan  Package shall take place on the related Closing Date. At the Purchaser's  option,  the Closing shall be  either:  by  telephone,  confirmed  by letter or wire as the  parties  shall  agree;  or conducted in person, at such place as the parties shall agree.

      The closing shall be subject to each of the following conditions:

      a)    all of the  representations  and  warranties of the Seller under this  Agreement and under the Master  Seller's  Warranties and Servicing  Agreement  shall be true and correct as of such related Closing Date and no event shall have occurred  which,  with notice or the passage of time,  would  constitute a default under this Agreement or an
      Event of Default under the Master Seller's Warranties and Servicing Agreement;

      b)    the Purchaser  shall have  received,  or the  Purchaser's  attorneys  shall have received  in  escrow,  all  Closing  Documents  as  specified  in  Section  9 of  this
      Agreement,  in such forms as are agreed upon and  acceptable  to the  Purchaser,  duly executed by all  signatories  other than the  Purchaser  as  required  pursuant to the respective terms thereof;

      c)    the Seller shall have  delivered and released to the Custodian  under the Master
      Seller's  Warranties and Servicing  Agreement all documents  required  pursuant to the related Custodial Agreement, and

      d)    all other terms and conditions of this Agreement shall have been complied with.

      Subject to the foregoing  conditions,  the  Purchaser  shall pay to the Seller on such related  Closing Date the  applicable  Purchase  Price,  plus accrued  interest  pursuant to
Section 4 of this Agreement,  by wire transfer of immediately available funds to the account designated by the Seller.

      SECTION 9.   Closing  Documents.  With  respect to the  Mortgage  Loans,  the  Closing
Documents shall consist of the following documents:

      On the initial Closing Date:

      1.    the Master Seller's Warranties and Servicing Agreement, in three counterparts;

      2.    this Agreement in two counterparts;

      3.    the  Custodial  Agreement,  dated as  November  30,  1999,  by and  between  EMC
            Mortgage  Corporation as Owner, and Wells Fargo Bank, N.A. (formerly Wells Fargo
            Bank Minnesota,  N.A.) attached as an exhibit to the Master Seller's  Warranties and Servicing Agreement;

      4.    the  Mortgage  Loan  Schedule  for the  related  Loan  Package,  one  copy to be attached to each  counterpart  of the Master  Seller's  Warranties and Servicing
            Agreement,  to each  counterpart of this Agreement,  and to each  counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

      5.    a Receipt and Certification, as required under the Custodial Agreement;

6.    an Opinion of Counsel of the Seller, in the form of Exhibit 1 hereto; and

7.    an Assignment and Conveyance Agreement for the related Mortgage Loans.

      On each subsequent Closing Date, the following documents:

1.    the Mortgage Loan Schedule for the related Loan Package;

2.    an Assignment and Conveyance Agreement for the related Mortgage Loans; and

3.    a Receipt and Certification, as required under the Custodial Agreement.

      SECTION 10.  Costs.  The Purchaser  shall pay any  commissions  due its salesmen,  the legal fees and  expenses of its  attorneys  and the costs and expenses  associated  with the
Custodian.  The Seller shall be  responsible  for reasonable  costs and expenses  associated with any  preparation of the initial  assignments of mortgage.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans,  including fees for title policy  endorsements and  continuations  and the Seller's  attorney fees, shall be paid by the Seller.

      SECTION 11.  Servicing  The  Mortgage  Loans  shall  be  serviced  by  the  Seller  in accordance with the terms of the Master  Seller's  Warranties and Servicing  Agreement.  The
Seller shall be entitled to servicing fees calculated as provided therein,  at the Servicing
Fee Rate.

      SECTION 12.  Financial  Statements.  The Seller  understands  that in connection  with the  Purchaser's  marketing of the Mortgage  Loans,  the Purchaser  shall make  available to prospective  purchasers a  Consolidated  Statement of  Operations of the Seller for the most recently completed two fiscal years respecting which such a statement is available,  as well as a  Consolidated  Statement  of  Condition  at the end of the  last two (2)  fiscal  years covered  by such  Consolidated  Statement  of  Operations.  The  Purchaser  shall  also make available any  comparable  interim  statements to the extent any such  statements  have been prepared by the seller in a format  intended or otherwise  suitable for the public at large.
The  Seller,  if it has not already  done so,  agrees to furnish  promptly to the  Purchaser copies of the statements  specified above. The Seller shall also make available  information on its servicing  performance  with respect to loans in its own portfolio and loans serviced for others (if any), including foreclosure and delinquency ratios.

      The Seller also agrees to allow access to a  knowledgeable  (as shall be determined by the Seller) financial or accounting officer for the purpose of answering  questions asked by any  prospective  purchaser  regarding  recent  developments  affecting  the  Seller  or the financial statements of the Seller.

      SECTION 13.  Mandatory  Delivery.  The sale and  delivery on each  Closing Date of the related Mortgage Loans described on the respective Mortgage Loan Schedules is mandatory,  it being  specifically  understood  and  agreed  that each  Mortgage  Loan  must be unique  and identifiable  on such  related  Closing  Date and that an  award of money  damages  would be insufficient  to  compensate  the  Purchaser  for the losses  and  damages  incurred  by the
Purchaser  (including damages to prospective  purchasers of the Mortgage Loans) in the event of the  Seller's  failure to deliver the Mortgage  Loans on or before such  related  Closing
Date.  All rights and remedies of the Purchaser  under this Agreement are distinct from, and cumulative  with,  any other rights or remedies  under this  Agreement or afforded by law or equity and all such rights and  remedies  may be exercised  concurrently,  independently  or successively.

      SECTION 14.  Notices.  All demands,  notices and communications  hereunder shall be in writing and shall be deemed to have been duly given if mailed,  by  registered  or certified mail, return receipt  requested,  or, if by other means, when received by the other party at the  address  shown on the first page  hereof,  or such other  address as may  hereafter  be furnished  to the other  party by like  notice.  Any such  demand,  notice of  communication hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the addressee  (as  evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt).

      SECTION 15.  Severability Clause. Any part,  provision,  representation or warranty of this  Agreement  which is prohibited or which is held to be void or  unenforceable  shall be ineffective to the extent of such prohibition or unenforceability  without  invalidating the remaining  provisions  hereof.  Any part,  provision,  representation  or  warranty  of this
Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent of such prohibition or unenforceability  without  invalidating the remaining  provisions hereof, and any such prohibition or  unenforceability  in any jurisdiction as to any Mortgage Loan shall not  invalidate or render  unenforceable  such provision in any other  jurisdiction.  To the extent  permitted by  applicable  law, the parties  hereto waive any  provision of law which prohibits or renders void or unenforceable  any provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this Agreement  shall deprive any party of the  economic  benefit  intended  to be  conferred  by this  Agreement,  the  parties  shall negotiate,  in good-faith,  to develop a structure the economic  effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

      SECTION 16.  Counterparts.  This  Agreement  may  be  executed  simultaneously  in any number of  counterparts.  Each counterpart  shall be deemed to be an original,  and all such counterparts shall constitute one and the same instrument.

      SECTION 17.  Place of Delivery and Governing  Law. This  Agreement  shall be deemed in effect when a fully executed  counterpart  thereof is received by the Purchaser in the State of New York and  shall be deemed  to have  been  made in State of New  York.  The  Agreement shall  be  construed  in  accordance  with  the  laws  of the  State  of New  York  and  the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal Law.

      Each of the Seller and the Purchaser hereby  knowingly,  voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation  based on, or arising out of, under, or in connection with, this Agreement,  or any other documents and  instruments  executed  in  connection  herewith,  or any course of  conduct,  course of dealing,  statements  (whether oral or written),  or actions of the Seller or the Purchaser.
This provision is a material inducement for the Purchaser to enter into this Agreement.

      SECTION 18.  Further  Agreements.  The  Purchaser and the Seller each agree to execute and deliver to the other such  additional  documents,  instruments  or  agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

      Without  limiting  the  generality  of the  foregoing,  the  Seller  shall  reasonably cooperate  with the Purchaser in connection  with the initial  resales of the Mortgage Loans by the Purchaser.  In that  connection,  the Seller shall provide to the Purchaser:  (i) any and all information and appropriate verification of information,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser shall reasonably request,  and (ii)
such additional representations,  warranties,  covenants,  opinions of counsel, letters from auditors and  certificates  of public  officials or officers of the Seller as are reasonably believed  necessary by the Purchaser in connection  with such resales.  The  requirement  of the Seller  pursuant to (ii) above shall  terminate on the related  Closing Date,  except as provided pursuant to Article IX of the Master Seller's  Warranties and Servicing  Agreement.
Prior to incurring any out-of-pocket  expenses pursuant to this paragraph,  the Seller shall notify the  Purchaser in writing of the  estimated  amount of such  expense.  The  Purchaser shall  reimburse  the Seller  for any such  expense  following  its  receipt of  appropriate details thereof.

      SECTION 19.  Intention  of the  Parties.  It is the  intention of the parties that the
Purchaser is purchasing,  and the Seller is selling, an undivided 100% ownership interest in the  Mortgage  Loans  and  not  a  debt  instrument  of  the  Seller  or  another  security.
Accordingly,  the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller,  and a purchase by the Purchaser,  of the Mortgage  Loans.
The  Purchaser  shall have the right to review the Mortgage  Loans and the related  Mortgage
Loan Files to determine  the  characteristics  of the Mortgage  Loans which shall affect the
Federal income tax  consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

      SECTION 20.  Successors   and  Assigns;   Assignment  of  Purchase   Agreement.   This
Agreement  shall bind and inure to the benefit of and be  enforceable  by the Seller and the
Purchaser and the respective  successors  and assigns of the Seller and the Purchaser.  This
Agreement  shall not be  assigned,  pledged or  hypothecated  by the Seller to a third party without the consent of the Purchaser.

      SECTION 21.  Waivers;  Other  Agreements.  No term or provision of this  Agreement may be waived or modified  unless such  waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      SECTION 22.  Exhibits.  The exhibits to this  Agreement  are hereby  incorporated  and made a part hereof and are an integral part of this Agreement.

      SECTION 23. General Interpretive  Principles.  For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

      a)    the terms defined in this Agreement  have the meanings  assigned to them in this
      Agreement  and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

      b)    accounting  terms not  otherwise  defined  herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

      c)    references herein to "Articles",  "Sections",  "Subsections",  "Paragraphs", and
      other  subdivisions  without  reference  to a  document  are to  designated  Articles,
      Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      d)    a  reference  to a  Subsection  without  further  reference  to a  Section  is a reference to such  Subsection  as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      e)    the words  "herein",  "hereof",  "hereunder"  and other words of similar  import refer to this Agreement as a whole and not to any particular provision; and

      f)    the term  "include" or  "including"  shall mean without  limitation by reason of enumeration.

      SECTION 24.  Reproduction  of Documents.  This  Agreement  and all documents  relating thereto,  including,  without limitation,  (a) consents, waivers and modifications which may hereafter  be  executed,  (b)  documents  received  by any  party  at the  closing,  and (c)
financial statements,  certificates and other information previously or hereafter furnished, may be  reproduced  by  any  photographic,  photostatic,  microfilm,  micro-card,  miniature photographic or other similar process.  The parties agree that any such  reproduction  shall be  admissible  in  evidence  as the  original  itself  in any  judicial  or  administrative proceeding,  whether  or  not  the  original  is  in  existence  and  whether  or  not  such reproduction  was  made  by a  party  in the  regular  course  of  business,  and  that  any enlargement,  facsimile  or further  reproduction  of such  reproduction  shall  likewise be admissible in evidence.
                                    [Signatures Follow]

      IN WITNESS WHEREOF,  the Seller and the Purchaser have caused their names to be signed hereto by their  respective  officers  thereunto duly  authorized as of the date first above written.

                                          EMC MORTGAGE CORPORATION
                                          (Purchaser)

                                          By:
                                          Name:
                                          Title:

                                          WELLS FARGO BANK, N.A.
                                          (Seller)

                                          By:
                                          Name:
                                          Title:

                                         EXHIBIT 1

                                 FORM OF OPINION OF COUNSEL

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Re:   Mortgage Loan Sale by Wells Fargo Bank, N.A. (the "Company") to EMC Mortgage
Corporation (the "Purchaser") of first lien mortgage loans (the "Mortgage Loans") pursuant to that certain Amended and Restated Master Seller's Warranties and Servicing Agreement and
Amended and Restated Master Mortgage Loan Purchase Agreement by and between the Company and the Purchaser, dated as of November 1, 2005.

Dear Sir/Madam:

I am @ of Wells Fargo Bank,  N.A. and have acted as counsel to Wells Fargo Bank,  N.A.  (the
"Company"),  with respect to certain  matters in connection  with the sale by the Company of
Mortgage Loans pursuant to that certain Amended and Restated Master Seller's  Warranties and
Servicing  Agreement and Amended and Restated Master Mortgage Loan Purchase Agreement by and
between the Company and EMC Mortgage Corporation (the "Purchaser"),  dated as of November 1,
2005, (the  "Agreements"),  which sale is in the form of whole Mortgage  Loans.  Capitalized terms not otherwise  defined  herein have the meanings set forth in the Amended and Restated
Master Seller's Warranties and Servicing Agreement.

I have examined the following documents:

1.    the Amended and Restated Master Seller's Warranties and Servicing Agreement;

2.    the Amended and Restated Master Mortgage Loan Purchase Agreement;

3.    the Custodial Agreement;

4.    the form of endorsement of the Mortgage Notes; and

5.    such other documents,  records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed  necessary  and proper,  I have relied upon the  representations and warranties of the Company  contained in the Agreements.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures,  the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1.    The Company is a national banking association duly organized,  validly existing and in good standing under the laws of the United States.

2.    The  Company  has  the  power  to  engage  in  the  transactions  contemplated  by the
      Agreements,  the  Custodial  Agreement and all  requisite  power,  authority and legal right to execute and deliver the Agreements,  the Custodial Agreement and the Mortgage
      Loans, and to perform and observe the terms and conditions of such instruments.

3.    Each person  who, as an officer or  attorney-in-fact  of the  Company,  signed (a) the
      Agreements,  each dated as of  November  1, 2005,  by and  between the Company and the
      Purchaser,  and (b) any other document delivered prior hereto or on the date hereof in connection  with the sale and servicing of the Mortgage  Loans in accordance  with the
      Agreements  was, at the respective  times of such signing and delivery,  and is, as of the date hereof,  duly elected or  appointed,  qualified and acting as such officer or attorney-in-fact,  and the signatures of such persons  appearing on such documents are their genuine signatures.

4.    Each of the Agreements,  the Custodial  Agreement,  and the Mortgage  Loans,  has been duly  authorized,  executed  and  delivered  by the Company and is a legal,  valid and binding agreement  enforceable in accordance with its terms,  subject to the effect of insolvency,  liquidation,  convervatorship  and other similar laws administered by the
      Federal  Deposit   Insurance   Corporation   affecting  the  enforcement  of  contract
      obligations  of insured banks and subject to the  application  of the rules of equity, including those  respecting the  availability of specific  performance,  none of which will materially  interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

5.    The Company has been duly  authorized  to allow any of its officers to execute any and
      all   documents  by  original   signature  in  order  to  complete  the   transactions
      contemplated  by the  Agreements  and the  Custodial  Agreement,  and by  original  or facsimile  signature in order to execute the  endorsements  to the Mortgage  Notes and the  assignments  of the  Mortgages,  and the original or  facsimile  signature of the officer at the  Company  executing  the  endorsements  to the  Mortgage  Notes and the assignments of the Mortgages  represents the legal and valid signature of said officer of the Company.

6.    Either (i) no consent,  approval,  authorization or order of any court or governmental agency or body is required for the execution,  delivery and performance by the Company of or compliance by the Company with the  Agreements,  the Custodial  Agreement or the sale and  delivery  of the  Mortgage  Loans or the  consummation  of the  transactions contemplated  by the  Agreements,  and the Custodial  Agreement;  or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.    Neither the consummation of the  transactions  contemplated by, nor the fulfillment of the  terms of the  Agreements  and the  Custodial  Agreement,  will  conflict  with or results in or will result in a breach of or constitutes  or will  constitute a default under the  charter or  by-laws of the  Company,  the terms of any  indenture  or other agreement or  instrument to which the Company is a party or by which it is bound or to which it is  subject,  or  violates  any statute or order,  rule,  regulations,  writ, injunction or decree of any court,  governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.    There is no action,  suit,  proceeding or investigation  pending or, to the best of my knowledge,  threatened  against the Company  which,  in my opinion,  either in any one instance  or in the  aggregate,  may  result  in any  material  adverse  change in the business, operations,  financial condition,  properties or assets of the Company or in any  material  impairment  of the  right or  ability  of the  Company  to carry on its business  substantially  as now conducted or in any material  liability on the part of the Company or which would draw into question the validity of the Agreements,  and the
      Custodial  Agreement,  or of any action  taken or to be taken in  connection  with the transactions  contemplated  thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the  Agreements and the Custodial
      Agreement.

9.    For purposes of the foregoing,  I have not regarded any legal or governmental actions, investigations  or proceedings  to be  "threatened"  unless the potential  litigant or governmental  authority has  manifested  to the legal  department of the Company or an employee of the Company  responsible for the receipt of process a present intention to initiate  such  proceedings;  nor have I regarded any legal or  governmental  actions, investigations  or  proceedings  as  including  those that are  conducted  by state or federal authorities in connection with their routine regulatory  activities.  The sale of  each  Mortgage  Note  and  Mortgage  as  and  in the  manner  contemplated  by the
      Agreements  is  sufficient  fully to  transfer  all right,  title and  interest of the
      Company  thereto as  noteholder  and  mortgagee,  apart from the rights to service the
      Mortgage Loans pursuant to the Agreements.

10.   The form of  endorsement  that is to be used with  respect  to the  Mortgage  Loans is legally  valid and  sufficient  to duly endorse the Mortgage  Notes to the  Purchaser.
      Upon the  completion of the  endorsement  of the Mortgage  Notes and the completion of the assignments of the Mortgages,  and the recording  thereof,  the endorsement of the
      Mortgage  Notes,  the delivery to the  Custodian of the completed  assignments  of the
      Mortgages,  and the delivery of the original  endorsed Mortgage Notes to the Custodian would be  sufficient  to permit the entity to which such  Mortgage  Note is  initially endorsed at the  Purchaser's  direction,  and to whom such  assignment of Mortgages is initially  assigned at the  Purchaser's  direction,  to avail itself of all protection available under  applicable law against the claims of any present or future  creditors of the  Company,  and  would be  sufficient  to  prevent  any  other  sale,  transfer, assignment,  pledge or  hypothecation  of the Mortgages and the Mortgage  Notes by the
      Company from being enforceable.

This  opinion  is given to you for your  sole  benefit,  and no other  person  or  entity is entitled to rely hereon  except that the  purchaser or purchasers to which you initially and directly  resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,
@
@

@/@

EXHIBIT I

ASSIGNMENT AGREEMENTS

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of March 31, 2006, among EMC Mortgage  Corporation (the "Assignor"),  JPMorgan Chase
Bank,  National  Association,  not in its individual  capacity but solely as trustee for the holders of Bear Stearns  ALT-A Trust  2006-2,  Mortgage  Pass-Through  Certificates,  Series
2006-2 (the "Assignee"), and Countrywide Home Loans Servicing LP (the "Company").

      Whereas, the Assignor purchased mortgage loans (the "Mortgage Loans") pursuant to that certain Master Mortgage Loan Purchase Agreement, dated as of November 1, 2002 (the
"Purchase Agreement") between the Assignor and Countrywide Home Loans, Inc. ("Countrywide")
and those certain Term Sheets dated August 26, 2005, September 23, 2005, February 23, 2006 and February 27, 2006, each between the Assignor and Countrywide (the "Term Sheets"); and
the Company agrees to service the Mortgage Loans pursuant to the terms and conditions of the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, as amended on January 1, 2003 and further amended on September 1, 2004, as amended by Amendment Reg AB dated January 1, 2006 (as amended, the "Servicing Agreement") (the Servicing Agreement together with the Purchase Agreement and the Term Sheets are hereinafter defined as the
"Agreements"), between Assignor and Countrywide.

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto also agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement.
Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

      Assignment and Assumption

1.    Assignor  hereby  grants,  transfers and assigns to Assignee all of the right,  title, interest  and  obligations  of  Assignor  in the  Assigned  Loans and, as they relate to the
Assigned Loans, all of its right,  title,  interest and its obligations in, to and under the
Agreements.  Notwithstanding  anything  to  the  contrary  contained  herein,  the  Assignor specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the  representations  and warranties  contained in Sections 3.01 and 3.02 of the
Servicing  Agreement  and the  Assignor  is  retaining  any and all  rights to  enforce  the representations  and warranties set forth in those sections  against the Company  including, but not  limited to, the right to seek  repurchase  or  indemnification  pursuant to Section
3.03  and 3.04 of the  Servicing  Agreement.  Assignor  specifically  reserves  and does not assign to Assignee any right,  title and interest in, to or under any Mortgage Loans subject to the Agreements other than those set forth on Attachment 1.

      Assignor acknowledges and agrees that upon execution of this AAR Agreement, the
Assignee shall become the "Purchaser" under the Purchase Agreement, except as specifically set forth herein, and subject to the preceding paragraph, all representations, warranties and covenants by the "Company" to the "Purchaser" under the Purchase Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

      Representations, Warranties and Covenants

                                                 1

2.    Assignor warrants and represents to Assignee and Company as of the date hereof:

            (a)   Attached hereto as Attachment 2 are true and accurate copies of the Agreements,  which agreements  are in full  force and  effect as of the date  hereof  and the provisions  of which  have not been  waived,  amended or  modified  in any respect, nor has any notice of termination been given thereunder;

            (b)   Assignor was the lawful  owner of the  Assigned  Loans with full right to transfer the
                  Assigned  Loans and any and all of its interests,  rights and  obligations under the Agreements as they relate to the Assigned Loans,  free and clear from any and all claims and  encumbrances;  and upon the  transfer  of the
                  Assigned  Loans to Assignee  as  contemplated  herein and in the  Mortgage
                  Loan  Purchase  Agreement  dated as of March 31, 2006 between the Assignor and Structured  Asset Mortgage  Investments II Inc. ("SAMI II"),  Assignee
                  shall have good title to each and every  Assigned Loan, as well as any and all of Assignee's  interests,  rights and obligations under the Agreements as they  relate  to the  Assigned  Loans,  free  and  clear of any and all liens, claims and encumbrances;

            (c)   There are no  offsets,  counterclaims  or other  defenses  available  to Company  with respect to the Assigned Loans or the Agreements;

            (d)   Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

            (e)   Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

            (f)   Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignor.  This AAR  Agreement  has been duly  executed and delivered by Assignor and, upon the due  authorization,  execution and delivery by Assignee and Company,  will  constitute  the valid and legally binding obligation of Assignor  enforceable against Assignor in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

                                                 2

            (g)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the  transactions  contemplated  hereby.  Neither  Assignor  nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising or in any other  manner,  or  taken  any  other  action  which  would  constitute  a distribution  of the Assigned  Loans under the  Securities Act of 1933, as amended  (the "1933 Act") or which  would  render the  disposition  of the
                  Assigned  Loans a  violation  of  Section  5 of the  1933  Act or  require registration pursuant thereto; and

            (h)   Assignor has received  from  Company,  and has  delivered to Assignee,  all  documents required to be delivered  to Assignor by Company  prior to the date hereof pursuant to the Agreements  with respect to the Assigned Loans and has not received, and has not requested from Company, any additional documents.

3.    Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

            (a)   Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and has all  requisite  power and authority  to hold the  Assigned  Loans on behalf of the  holders  of Bear
                  Stearns ALT-A Trust 2006-2,  Mortgage  Pass-Through  Certificates,  Series
                  2006-2;

            (b)   Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignee is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignee.  This AAR  Agreement  has been duly  executed and delivered by Assignee and, upon the due  authorization,  execution and delivery by Assignor and Company,  will  constitute  the valid and legally binding obligation of Assignee  enforceable against Assignee in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

                                                3

            (c)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

            (d)   The  Assignee  assumes  for the  benefit  of  each  of  Assignor  and  Company  all of
                  Assignor's  rights and  obligations  (and the Master  Servicer will ensure the  performance  of these  obligations)  under the  Agreements but solely with respect to such Assigned Loans.

4.    Company  warrants and represents to, and covenants  with,  Assignor and Assignee as of the date hereof:

            (a)   Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  organization,  and has all requisite  power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Servicing Agreement and this AAR Agreement;

            (b)   Company has full power and authority to execute,  deliver and perform its  obligations under this AAR  Agreement,  and to consummate the  transactions  set forth herein.  The  consummation  of the  transactions  contemplated by this AAR
                  Agreement  is in the ordinary  course of  Company's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions or
                  provisions   of   Company's   organizational   documents   or  any   legal
                  restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary action on part of Company.  This AAR  Agreement has been duly executed and delivered by Company,  and,  upon the due  authorization,  execution and delivery by
                  Assignor  and  Assignee,  will  constitute  the valid and legally  binding obligation of Company,  enforceable against Company in accordance with its
                  terms   except  as   enforceability   may  be   limited   by   bankruptcy,
                  reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

                                                 4

            (c)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions  contemplated hereby or if required, such consent,  approval, authorization or order has been obtained prior to the date hereof; and

            (d)   Company shall establish a Custodial  Account and an Escrow Account under the Servicing
                  Agreement  in  favor  of  Assignee  with  respect  to the  Assigned  Loans
                  separate  from  the  Custodial  Account  and  Escrow  Account   previously
                  established under the Servicing Agreement in favor of Assignor.

5.    The Company hereby  restates the  representations  and warranties set forth in Section
2(b) of Amendment Reg AB as of the date of hereof.

6.    Assignor  hereby  agrees to indemnify and hold the Assignee and the Company (and their successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines, forfeitures,  legal  fees and  related  costs,  judgments,  and any  other  costs,  fees and expenses that Assignee or the Company (and their  successors and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of Assignor  set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

      Recognition of Assignee

7.    From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and  acknowledges  that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with this AAR Agreement.

8.    Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (i) this AAR  Agreement is  acknowledged  and accepted by the  Assignee not  individually  or  personally  but solely as Assignee for the Trust in the exercise  of the powers and  authority  conferred  and  vested in it under the  Pooling  and
Servicing  Agreement  (the  "Pooling and Servicing  Agreement"),  dated as of March 1, 2006, among SAMI II, the Assignor,  the Assignee,  and Wells Fargo Bank, National Association,  as
master servicer (the "Master  Servicer") and as securities  administrator,  (ii) each of the representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and agreements of the Assignee but is made  and  intended  for the  purpose  of  binding  only the  Trust  and  (iii)  under no circumstances  shall the Assignee be personally  liable for the payment of any  indebtedness or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or  undertaken by the Assignee,  the
Assignor  or  the  Trust  under  the  Servicing  Agreement  or  the  Pooling  and  Servicing
Agreement.  Any  recourse  against the  Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to the assets it  may  hold  as  trustee  of  Bear  Stearns  ALT-A  Trust  2006-2,  Mortgage  Pass-Through
Certificates, Series 2006-2.

                                                 5

9.    The Company  agrees to indemnify  and hold harmless SAMI II, each director of SAMI II, each officer of SAMI II who signed the  Registration  Statement,  the  Underwriters and each person, if any, who controls SAMI II or any Underwriter  within the meaning of Section 15 of the 1933 Act  (collectively,  the "Indemnified  Party") against any and all losses,  claims, expenses,  damages or liabilites to which the Indemnified  Party may become  subject,  under the 1933 Act or otherwise,  including,  without limitation, with respect to disputes between the parties, insofar as such losses, claims, expenses,  damages or liabilites (or actions in respect  thereof)  arise out of or are based upon any  untrue  statement  or alleged  untrue statement of any material fact contained in the Prospectus Supplement,  dated March 28, 2006
(the  "Prospectus  Supplement"),  or the  omission or the  alleged  omission to state in the
Prospectus  Supplement a material fact necessary in order to make the statements therein not misleading,  in each case to the extent, but only to the extent,  that such untrue statement or alleged  untrue  statement or omission or alleged  omission  was  contained in or omitted from  information  furnished  in writing by the  Company  for  inclusion  in the  Prospectus
Supplement,  in the sections entitled "The Master Servicer and The Servicers - The Servicers
- Countrywide  Home Loans Servicing LP",  "Mortgage Loan Origination - General - Countrywide
Home  Loans  Inc." and  "Mortgage  Loan  Origination  - General  -  Underwriting  Standards"
(together, the "Company Information").

      SAMI II and the Assignor each agree to indemnify  and hold harmless the Company,  each director of the Company,  each officer of the Company and each person,  if any, who controls the Company  within the meaning of Section 15 of the 1933 Act  (collectively,  the  "Company
Indemnified Party") against any and all losses, claims, expenses,  damages or liabilities to which the Company  Indemnified  Party may become  subject,  under the 1933 Act or otherwise, including  without  limitation,  with respect to disputes between  parties,  insofar as such losses, claims,  expenses,  damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue  statement or alleged untrue  statement of any material fact contained in the Prospectus Supplement,  or the omission or the alleged omission to state in the Prospectus  Supplement a material fact necessary in order to make the statements therein not  misleading,  in each case to the  extent,  but only to the  extent,  that  such  untrue statement  or alleged  untrue  statement  or omission or alleged  omission is other than the
Company Information.

      Modification of the Servicing Agreement

10.   The Company and Assignor hereby amend Amendment Reg AB as follows:

            The following shall be added as Section 2(g)(vi) of Amendment Reg AB:

            The Master Servicer shall be considered a third party beneficiary of Sections
      2(d), 2(e) and 2(g) of this Agreement (with regard to Section 2(g), solely with respect to noncompliance under Sections 2(d) and 2(e) of this Agreement), entitled to all of the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

      Miscellaneous

11.   All demands,  notices and communications  related to the Assigned Loans, the Servicing
Agreement and this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                                                 6

           (a)   In the case of Company,

           Countrywide Home Loans Servicing LP
           4500 Park Granada
           Calabasas, California 91302
           Attention:  Darren Bigby

           With a copy to:  General Counsel

           (b)   In the case of Assignor,

           EMC Mortgage Corporation
           Mac Arthur Ridge II
           909 Hidden Ridge Drive, Suite 200
           Irving, Texas 75038
           Attention: Ms. Ralene Ruyle
           Telecopier No.: (972) 442-2810

           All  notices  and updates  required  to be  provided  to the  Assignor  regarding
           Regulation AB pursuant to the Servicing  Agreement should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                                                 7

                  with a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

           (c)   In the case of the Securities Administrator,

           Wells Fargo Bank, National Association
           9062 Old Annapolis Road
           Columbia, Maryland 21045
           Attention: Mr. Randy Reider Telecopier No.:
           (410) 884-2363

           (d)   In the case of Assignee,

           JPMorgan Chase Bank, National Association
           4 New York Plaza, 6th Floor
           New York, NY  10004
           Attention: Worldwide Securities
           Services-Structured Finance Services, BSALTA
           2006-2
           Telecopier No.: (212) 623-5930

12.   Each party will pay any  commissions  it has incurred  and the Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the  attorneys  of the Assignee and the
Company  in  connection  with  the  negotiations  for,  documenting  of and  closing  of the transactions contemplated by this AAR Agreement.

13.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without  regard to  conflicts  of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

14.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

15.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

                                                 8

16.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the  Agreements  to the extent of the  Assigned  Loans by Assignor  to  Assignee  and the
termination of the Agreements.

17.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

18.   In the event that any provision of this AAR Agreement  conflicts with any provision of the Agreements  with respect to the Assigned  Loans,  the terms of this AAR Agreement  shall control.

19.   The Company hereby acknowledges that Wells Fargo Bank,  National  Association has been appointed  as the  master  servicer  of the  Mortgage  Loans  pursuant  to the  Pooling  and
Servicing  Agreement  and therefor has the right to enforce all  obligations  of the Company under the Servicing Agreement to the extent assigned under this AAR Agreement  (specifically excluding,  without  limitation,  any  right,  title  and  interest  in,  to  or  under  the representations  and  warranties  contained  in  Sections  3.01  and  3.02 of the  Servicing
Agreement and any and all rights to enforce the  representations and warranties set forth in those sections against the Company which are retained by the Assignor.  Notwithstanding  the foregoing,  it is understood that the Company shall not be obligated to defend and indemnify and hold  harmless the Master  Servicer,  the Assignor and the Assignee  against any losses, damages, penalties, fines, forfeitures,  judgments and any related costs including,  without limitation,  reasonable and necessary legal fees,  resulting from (i) actions of the Company which were taken upon the  instruction or direction of the Master  Servicer or Assignee,  as applicable,  or (ii) the  failure of the Master  Servicer  or the  Assignee  to perform  the obligations  of the  Assignee as  "Purchaser"  with respect to the  Agreements.  The Company shall make all  distributions  under the Servicing  Agreement to the Master Servicer by wire transfer of immediately available funds to:

                  Bear Stearns BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400.

       and the Company shall deliver all reports required to be delivered under the
 Servicing Agreement to the Assignee at the address set forth in Section 10 herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

                                                 9

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:  _______________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
AS TRUSTEE
Assignee

By:_________________________________
Name:
Title:

COUNTRYWIDE HOME LOANS SERVICING LP
Company
By:  Countrywide GP, Inc., its General Partner

By:_________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:_________________________________
Name:
Title:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:_________________________________
Name:
Title:

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                        ATTACHMENT 2

                                         AGREEMENTS

                                        ATTACHMENT 3

                                   AFFILIATION DISCLOSURE
                          (Pursuant to Item 1119 of Regulation AB)

1.____Sponsor and any affiliate, including but not limited to:
______a. EMC Mortgage Corporation
______b. Bear, Stearns & Co. Inc.
______c. Bear, Stearns Securities Corp.
______d. Bear Stearns Structured Products
______e. Bear, Stearns International Limited

2.____Depositor and any affiliate, including but not limited to:
______a. Bear Stearns Asset Backed Securities I LLC
______b. Structured Asset Mortgage Investments II Inc.

3.____Bear Stearns ALT-A Trust 2006-2 and any affiliate

4.____JPMorgan Chase Bank, National Association, as Trustee, and any affiliate

5.____Significant obligor and any affiliate - None

6.____Enhancement or support provider and any affiliate - None

7.____1100(d)(1) parties - any named party in the Securitization Transaction:

______a. Cap Contract Provider:  Wachovia Bank, N.A.

______b. Underwriter:  Bear, Stearns & Co. Inc.

______c. Servicers:  EMC Mortgage Corporation; Bank of America, National Association;
Chevy Chase Bank, F.S.B.; EverHome Mortgage Company; GMAC Mortgage      Corporation;
GreenPoint Mortgage Funding, Inc.; HSBC Mortgage Corporation (USA);     PHH Mortgage
Corporation; U.S. Bank, N.A.; Union Federal Bank of Indianapolis;       Mellon Trust of New
England, National Association; IndyMac Bank, F.S.B.;  HomeBanc Mortgage Corporation;
Washington Mutual Bank.

______d. Master Servicer:  Wells Fargo Bank, National Association

______e. Unaffiliated Servicer of 20%:  GMAC Mortgage Corporation; HSBC Mortgage
Corporation (USA); Union Federal Bank of Indianapolis

      f. Originator of 10%:  EMC Mortgage Corporation; GMAC Mortgage Corporation;   HSBC
Mortgage Corporation (USA); AmSouth Bank

      g. Securities Administrator:  Wells Fargo Bank, National Association

                                                 13

      h. Custodian: Wells Fargo Bank, National Association

                                                 14

                         ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

  This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of March 31, 2006 (the "Closing Date"), among EMC Mortgage Corporation (the
"Assignor"), JPMorgan Chase Bank, National Association, not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through
Certificates, Series 2006-2 (the "Assignee") and EverHome Mortgage Company (f/k/a Alliance
Mortgage Company) (the "Company").

  Whereas, the Assignor purchased certain mortgage loans (the "Mortgage Loans") from Paul
Financial, LLC ("Paul Financial") pursuant to that certain Mortgage Loan Purchase and
Interim Servicing Agreement, dated as of October 1, 2003, between the Assignor and Paul
Financial, and that certain Term Sheet dated September 8, 2005, between the Assignor and
Paul Financial;

  Whereas, the Assignor and the Company entered into that certain Subservicing Agreement, dated as of August 1, 2002, as amended by Amendment No. [1], dated as of January [__], 2006
(as amended, the "Subservicing Agreement"), pursuant to which the Company agreed to service the Mortgage Loans.

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement.
Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Subservicing Agreement:

Assignment and Assumption

1.    Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned  Loans  and  (b) as  they  relate  to  the  Assigned  Loans  and  the  Subservicing
Agreement.  Notwithstanding  anything to the contrary  contained herein, the Assignor is not assigning  to the  Assignee  any  of its  right,  title  and  interest,  to  and  under  the
Subservicing  Agreement  with  respect to any other  mortgage  loan other than the  Assigned
Loans.   Except  as  is  otherwise   expressly   provided  herein,  the  Assignor  makes  no
representations,  warranties or covenants to the Assignee and the Assignee acknowledges that the  Assignor  has no  obligations  to the  Assignee  under  the  terms of the  Subservicing
Agreement or otherwise relating to the transaction  contemplated herein (including,  but not limited to, any obligation to indemnify the Assignee).

      Assignor  acknowledges and agrees that upon execution of this Agreement,  the Assignee shall  become  the  "Owner"  under  the  Subservicing  Agreement,  and all  representations, warranties  and covenants by the "Company" to the "Owner" under the  Subservicing  Agreement including,  but not  limited  to,  the rights to receive  indemnification,  shall  accrue to
Assignee by virtue of this Agreement.

                                                 15

Representations, Warranties and Covenants

2.    Assignor  warrants and represents to, and covenants  with,  Assignee and Company as of the date hereof that:

          a.   Attached  hereto  as  Attachment  2 is a true  and  correct  copy of the  Subservicing
               Agreement,  which is in full force and  effect as of the date  hereof and the provisions  of  which  have not  been  waived,  amended  or  modified  in any respect, nor has any notice of termination been given thereunder;

         b.    Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the
               Assigned  Loans  and any and all of its  interests,  rights  and  obligations under the Subservicing  Agreement as they relate to the Assigned Loans,  free and clear from any and all claims and encumbrances;  and upon the transfer of the  Assigned  Loans to Assignee as  contemplated  herein and in the Mortgage
               Loan Purchase  Agreement  dated as of March 31, 2006 between the Assignor and
               Structured  Asset Mortgage  Investments II Inc.  ("SAMI II"),  Assignee shall have good title to each and every  Assigned  Loan,  as well as any and all of
               Assignor's   interests,   rights  and  obligations   under  the  Subservicing
               Agreement  as they relate to the  Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

         c.    There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Assigned Loans or the Subservicing Agreement;

         d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

         e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority to acquire, own and sell the Assigned Loans;

         f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course of  Assignor's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Assignor's  articles of  incorporation  or by-laws or any legal restriction,  or any material  agreement or instrument  to which  Assignor is now a party or by which it is bound,  or result in the  violation of any law, rule,  regulation,  order,  judgment  or  decree  to  which  Assignor  or its property is subject.  The execution,  delivery and performance by Assignor of
               this  AAR  Agreement  and  the   consummation  by  it  of  the   transactions
               contemplated  hereby,  have been duly  authorized by all necessary  corporate action on part of Assignor.  This AAR  Agreement  has been duly  executed and delivered  by  Assignor  and,  upon  the  due  authorization,  execution  and delivery by Assignee and the parties  hereto,  will  constitute the valid and legally  binding  obligation  of  Assignor  enforceable  against  Assignor in accordance  with  its  terms  except  as  enforceability  may be  limited  by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or  hereafter  in effect  relating to  creditors'  rights  generally,  and by
               general  principles  of  equity  regardless  of  whether   enforceability  is
               considered in a proceeding in equity or at law; and

                                                 16

         g.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Assignor in connection  with the  execution,  delivery or performance by  Assignor  of  this  AAR  Agreement,  or  the  consummation  by it of  the transactions  contemplated hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise disposed of the
               Assigned Loans or any interest in the Assigned  Loans, or solicited any offer to buy or accept a  transfer,  pledge or other  disposition  of the  Assigned
               Loans,  or any interest in the  Assigned  Loans or  otherwise  approached  or negotiated  with  respect  to the  Assigned  Loans,  or any  interest  in the
               Assigned  Loans  with  any  Person  in  any  manner,   or  made  any  general
               solicitation  by means of  general  advertising  or in any other  manner,  or taken any other action which would  constitute a distribution of the Assigned
               Loans under the  Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.    The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company as of the date hereof that:

         a.    Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and  has  all  requisite  power  and authority  to hold  the  Assigned  Loans on  behalf  of the  holders  of Bear
               Stearns  ALT-A  Trust  2006-2,  Mortgage  Pass-Through  Certificates,  Series
               2006-2;

         b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course of  Assignee's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Assignee's charter or by-laws or any legal restriction,  or any material  agreement  or  instrument  to which  Assignee  is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which Assignee or its property is subject.  The execution,  delivery and  performance  by Assignee of this AAR  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on part of Assignee.  This
               AAR  Agreement has been duly executed and delivered by Assignee and, upon the due  authorization,  execution  and  delivery  by  Assignor  and the  parties hereto,  will constitute the valid and legally binding obligation of Assignee
               enforceable   against  Assignee  in  accordance  with  its  terms  except  as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in effect  relating to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 17

         c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Assignee in connection  with the  execution,  delivery or performance by  Assignee  of  this  AAR  Agreement,  or  the  consummation  by it of  the transactions contemplated hereby; and

         d.    The  Assignee  assumes  for the  benefit of each of  Assignor  and  Company all of the rights and obligations of the Assignor under the Subservicing  Agreement with
               respect  to  the  Assigned   Loans  other  than  the  right  to  enforce  the
               obligations of the Company under the Subservicing Agreement.

4.    Company warrants and represents to, and covenants with,  Assignor and Assignee,  as of the date hereof, that:

         a.    Attached  hereto  as  Attachment  2 is a true and  accurate  copy of the  Subservicing
               Agreement,  which is in full force and  effect as of the date  hereof and the provisions  of  which  have not  been  waived,  amended  or  modified  in any respect, nor has any notice of termination been given thereunder;

         b.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority  to  service  the  Assigned  Loans and  otherwise  to  perform  its obligations under the Subservicing Agreement;

         c.    Company has full  corporate  power and  authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course  of  Company's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions  of Company's  articles of  incorporation  or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is  bound,  or  result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this AAR
               Agreement  and  the  consummation  by it  of  the  transactions  contemplated hereby,  have been duly authorized by all necessary  corporate action on part of Company.  This AAR  Agreement  has been duly  executed  and  delivered  by
               Company, and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will  constitute the valid and legally  binding  obligation of
               Company,  enforceable  against Company in accordance with its terms except as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in effect  relating to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 18

         d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Company in connection with the execution,  delivery or performance by
               Company of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

         e.    Company  shall  establish  a  Custodial  Account  and  an  Escrow  Account  under  the
               Subservicing  Agreement  in favor of Assignee  with  respect to the  Assigned
               Loans  separate from the Custodial  Accounts and Escrow  Accounts  previously established under the Subservicing Agreement in favor of Assignor;

         f.    Pursuant to Section 10.02 of the Subservicing  Agreement,  the Company hereby restates
               the   representations  and  warranties  set  forth  in  Article  III  of  the
               Subservicing  Agreement  with  respect to the  Company  and/or  the  Assigned
               Loans; and

         g.    Neither  this  AAR  Agreement  nor  any  certification,  statement,  report  or  other agreement,  document  or  instrument  furnished  or to be  furnished  by  the
               Company  pursuant  to  this  AAR  Agreement  contains  or  will  contain  any materially  untrue  statement  of fact or omits or will  omit to state a fact necessary to make the statements contained therein not misleading.

5.    Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

      6.    From and after the date hereof,  Company  shall  recognize  Assignee as owner of the Assigned Loans,  and  acknowledges  that the Assigned Loans are intended to be part of a
REMIC or  multiple  REMICs,  and will  service the  Assigned  Loans in  accordance  with the
Subservicing  Agreement  and this AAR  Agreement  but in no event in a manner that would (i)
cause  any  such  intended  REMIC  to  fail to  qualify  as a REMIC  or (ii)  result  in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither Company nor
Assignor shall amend or agree to amend,  modify,  waive, or otherwise alter any of the terms or provisions of the Subservicing Agreement which amendment,  modification,  waiver or other alteration  would in any way affect the Assigned Loans without the prior written  consent of
Assignee.

                                                 19

  7.  Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee (the "Trustee") for Bear Stearns ALT-A
Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2 pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2006, among SAMI II, the Assignor, the Assignee, Wells Fargo Bank, National Association, as
master servicer (the "Master Servicer") and as securities administrator, and not individually, (b) each of the representations, undertakings and agreements herein made on behalf of Bear Stearns ALT-A Trust 2006-2 (the "Trust") is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the
Trustee be personally liable for the payment of any indebtedness or expenses of the
Assignee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the Subservicing Agreement or the Pooling and Servicing Agreement.  Any
recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series
2006-2.

      Modification of Subservicing Agreement

  8.  The Company and Assignor hereby amend the Subservicing Agreement as follows:

      The  following  shall  be added  as  clause  (n) of  Article  III of the  Subservicing
Agreement:

            "(n)  With respect to each  Mortgage  Loan,  information  regarding the borrower credit files  related to such  Mortgage  Loan has been  furnished to credit  reporting agencies in compliance  with the  provisions of the Fair Credit  Reporting Act and the applicable implementing regulations."

      Miscellaneous

      9.    All  demands,  notices and  communications  related to the Assigned  Loans,  the
Subservicing  Agreement  and this AAR  Agreement  shall be in writing and shall be deemed to have been duly  given if  personally  delivered  at or mailed by  registered  mail,  postage prepaid, as follows:

a.    In the case of Company,
                  EverHome Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida
                  Attention:  Carolyn Cragg
                  Telecopier No.: (904) 281-6206

           with a copy to:
                  EverHome Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida
                  Attention:  Michael C. Koster
                  Telecopier No.: (904) 281-6145

                                                 20

b.    In the case of Assignor,
                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas  75038
                  Attention: Ms. Ralene Ruyle
                  Telecopier No.: (972) 442-2810

               All  notices and updates  required to be provided to the  Assignor  regarding
               Regulation AB pursuant to the  Subservicing  Agreement  should be sent to the
               Assignor by email to regABnotifications@bear.com, and additionally:

                  (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

                  (B)   For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  with a copy to:

                                                 21

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

c.    In the case of Assignee,
                  JPMorgan Chase Bank, National Association
                  4 New York Plaza, 6th Floor
                  New York, NY  10004
                  Attention:  Worldwide Securities
                  Services-Structured Finance Services,
                  BSALTA 2006-2
                  Telecopier No.: (212) 623-5930

d.    In the case of the Securities Administrator,
                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-2
                  Telecopier No.: (410) 715-2380

      10.   With  respect  to the  Subservicing  Agreement,  and with  respect  to any other servicing  agreement  executed between the Company and the Assignor related to the servicing of mortgage loans in connection with Bear Stearns ALT-A Trust 2006-2,  Mortgage Pass-Through
Certificates,  Series  2006-2  ("Other  Subservicing  Agreement"),  the  Company  agrees and acknowledges that a default by the Company under one Servicing  Agreement or Other Servicing
Agreement  which  continues  for a period in excess of the cure period  provided for in such
Servicing  Agreement or Other Servicing  Agreement shall constitute a default by the Company under each of the Servicing Agreement and Other Subservicing Agreement.

      11.   This AAR Agreement  shall be construed in accordance  with the laws of the State of New York,  without  regard to conflicts of law  principles  (other than Section 5-1401 of the New York  General  Obligations  Law),  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      12.   No term or  provision  of this AAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      13.   This AAR Agreement  shall inure to the benefit of the  successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

                                                 22

      14.   This AAR Agreement  shall  survive the  conveyance  of the Assigned  Loans,  the assignment of the Subservicing  Agreement to the extent of the Assigned Loans by Assignor to
Assignee and the termination of the Subservicing Agreement.

      15.   This  AAR   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      16.   In the  event  that any  provision  of this  AAR  Agreement  conflicts  with any provision of the  Subservicing  Agreement with respect to the Assigned  Loans,  the terms of this AAR Agreement shall control.

      17.   The Company hereby acknowledges that Wells Fargo Bank, National  Association has been  appointed  as the master  servicer of the Assigned  Loans  pursuant to the Pooling and
Servicing  Agreement and therefor has the right to enforce all  obligations  of the Company, as they  relate  to the  Assigned  Loans,  under  the  Subservicing  Agreement  and this AAR
Agreement.  Such  rights  will  include,  without  limitation,  the right to  terminate  the
Servicer  under  the  Subservicing  Agreement  upon the  occurrence  of an event of  default thereunder,  the right to receive all  remittances  required to be made by the Company under the  Subservicing  Agreement,  the right to  receive  all  monthly  reports  and other  data required to be  delivered  by the Company  under the  Subservicing  Agreement,  the right to examine  the books and  records of the  Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval  relating to actions taken by the Company.
The Company shall make all distributions  under the Subservicing  Agreement,  as they relate to the Assigned  Loans,  to the Master  Servicer by wire transfer of  immediately  available funds to:

                  Wells Fargo Bank, National Association
                  ABA#121000248
                  Account Name: SAS Clearing
                  Account # 3970771416
            FFC to: BSALTA 2006-2, Account #50905400.

      and the Company shall deliver all reports required to be delivered under the
Subservicing Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 9(c) herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

                                                 23

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.

      EMC MORTAGE CORPORATION,                 JPMORGAN CHASE BANK, NATIONAL
      the Assignor                       ASSOCIATION, as trustee, the Assignee

      By:____________________
                                               By:________________________
      Its:___________________                  Its:_______________________

      EVERHOME MORTGAGE COMPANY,
      the Company

      By:_________________________
      Its:________________________

      Acknowledged and Agreed

      WELLS FARGO BANK,
NATIONAL ASSOCIATION

      By:__________________________
      Its:_________________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                  (Provided Upon Request)

                                        ATTACHMENT 2

                                   SUBSERVICING AGREEMENT

                                  (Provided Upon Request)

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of March 31, 2006, among EMC Mortgage  Corporation (the "Assignor"),  JPMorgan Chase
Bank,  National  Association,  not individually but solely as trustee for the holders of the
Bear Stearns  ALT-A Trust 2006-2,  Mortgage  Pass-Through  Certificates,  Series 2006-2 (the
"Assignee") and Savannah Bank, NA dba Harbourside Mortgage Corporation (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto  purchased by the Assignor  from the Company and now serviced by Company for Assignor and  its  successors  and  assigns  pursuant  to  the  Purchase,  Warranties  and  Servicing
Agreement,  dated as of April 1,  2005,  as  amended  by  Amendment  No. 1 to the  Purchase,
Warranties  and  Servicing  Agreement,  dated as of January 1, 2006,  between  Assignor  and
Company (as amended,  the  "Purchase  Agreement")  shall be subject to the terms of this AAR
Agreement.  Capitalized  terms used herein but not defined shall have the meanings  ascribed to them in the Purchase Agreement.

                                      Assignment and Assumption

      Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned Loans and (b) the Purchase Agreement with respect to the Assigned Loans;  provided, however,  that the Assignor is not  assigning  to the  Assignee  any of its right,  title or interest,  in, to and under the Purchase  Agreement  with respect to any mortgage loan other than the Assigned  Loans listed on  Attachment 1.  Notwithstanding  anything to the contrary contained  herein,  the Assignor  specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the representations  and warranties  contained in Section  3.01 and Section  3.02 of the  Purchase  Agreement,  and any  obligation  of the
Company to cure,  repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such  representations  and  warranties  pursuant to Section 3.03 and Section 8.01 of the  Purchase  Agreement,  and the  Assignor is  retaining  the right to enforce the  representations  and warranties and the obligations of the Company set forth in those sections  against the Company.  In addition,  the Assignor  specifically  reserves and does not assign to the  Assignee  any right,  title and interest in, to or under (a) Section
2.09 of the Purchase Agreement,  (b) Section 4.03 and Section 4.13 of the Purchase Agreement
(but only  insofar  as such  Sections  grant to the  Purchaser  the right to  terminate  the servicing of defaulted  Mortgage Loans and/or REO Properties by the Company) and (c) Section
10.2 of the Purchase  Agreement,  and the  Assignor is  retaining  the right to enforce such sections  against  the  Company.  Except as is  otherwise  expressly  provided  herein,  the
Assignor makes no representations,  warranties or covenants to the Assignee and the Assignee acknowledges  that the Assignor has no  obligations  to the Assignee  under the terms of the
Purchase Agreement or otherwise relating to the transaction  contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

                                                 27

                              Representations, Warranties and Covenants

      Assignor warrants and represents to Assignee and Company as of the date hereof:

       Attached  hereto  as  Attachment  2 is a true  and  accurate  copy of the  Purchase
Agreement  which  agreement  is in full  force  and  effect as of the date  hereof  and the provisions of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

       Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the
Assigned Loans and any and all of its interests,  rights and obligations under the Purchase
Agreement as they relate to the Assigned Loans,  free and clear from any and all claims and encumbrances;  and upon the  transfer of the  Assigned  Loans to Assignee as  contemplated herein and in the Mortgage Loan Purchase  Agreement  dated as of March 31, 2006 between the
Assignor and Structured Asset Mortgage Investments II Inc. ("SAMI II"), Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor's interests, rights and obligations  under the Purchase  Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

       There are no offsets,  counterclaims  or other  defenses  available  to Company with respect to the Assigned Loans or the Purchase Agreement;

       Assignor has no knowledge of, and has not received  notice of, any waivers under, or any modification of, any Assigned Loan;

       Assignor is duly organized,  validly existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power and  authority  to acquire, own and sell the Assigned Loans;

       Assignor has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.
The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of Assignor's  business and will not conflict with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Assignor's  charter  or  by-laws  or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which  Assignor or its  property  is  subject.  The  execution,  delivery  and performance  by  Assignor  of  this  AAR  Agreement  and  the  consummation  by it  of  the transactions  contemplated  hereby,  have been duly  authorized by all necessary  corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by
Assignor and, upon the due  authorization,  execution and delivery by Assignee and Company, will constitute the valid and legally binding  obligation of Assignor  enforceable  against
Assignor  in  accordance  with  its  terms  except  as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 28

       No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with, any governmental  entity is required to be obtained or made by Assignor in  connection  with  the  execution,  delivery  or  performance  by  Assignor  of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby;

       Neither Assignor nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise  disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited  any  offer to buy or  accept a  transfer,  pledge  or other  disposition  of the
Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned  Loans,  or any interest in the Assigned Loans with any Person in any manner, or made any general  solicitation by means of general  advertising or in any other  manner,  or taken any other action  which would  constitute  a  distribution  of the
Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the Assigned  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

       The Assignor has received  from  Company,  and has  delivered to the  Assignee,  all documents  required to be  delivered  to  Assignor by the Company  prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

       There is no action,  suit,  proceeding,  investigation or litigation  pending or, to
Assignor's  knowledge,  threatened,  which either in any instance or in the  aggregate,  if determined  adversely to Assignor,  would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement,  or the Assignor's ability to perform its obligations under this AAR Agreement.

      Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

       Assignee is duly organized,  validly existing and in good standing under the laws of the  jurisdiction of its organization and has all requisite power and authority to hold the
Assigned Loans as trustee on behalf of the holders of the Bear Stearns ALT-A Trust 2006-2,
Mortgage Pass-Through Certificates, Series 2006-2;

       Assignee has full corporate power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.
The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of Assignee's  business and will not conflict with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Assignee's  charter  or  by-laws  or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which  Assignee or its  property  is  subject.  The  execution,  delivery  and performance  by  Assignee  of  this  AAR  Agreement  and  the  consummation  by it  of  the transactions  contemplated  hereby,  have been duly  authorized by all necessary  corporate action on part of Assignee.  This AAR  Agreement  has been duly  executed and  delivered by
Assignee and, upon the due  authorization,  execution and delivery by Assignor and Company, will constitute the valid and legally binding  obligation of Assignee  enforceable  against
Assignee  in  accordance  with  its  terms  except  as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 29

       No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration  with, any governmental  entity is required to be obtained or made by Assignee in  connection  with  the  execution,  delivery  or  performance  by  Assignee  of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby;

       There is no action,  suit,  proceeding,  investigation or litigation  pending or, to
Assignee's  knowledge,  threatened,  which either in any instance or in the  aggregate,  if determined  adversely to Assignee,  would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement,  or the Assignee's ability to perform its obligations under this AAR Agreement; and

       Assignee  assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Purchase Agreement with respect to the Assigned Loans.

      Company  warrants and represents  to, and covenant  with,  Assignor and Assignee as of the date hereof:

       Attached  hereto  as  Attachment  2 is a true  and  accurate  copy of the  Purchase
Agreement,  which  agreement  is in full  force and  effect as of the date  hereof  and the provisions of which have not been waived,  amended or modified in any respect,  nor has any notice of termination been given thereunder;

       Company is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

       Company has full corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.
The consummation of the transactions  contemplated by this AAR Agreement is in the ordinary course of Company's  business and will not conflict  with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Company's  charter  or  by-laws  or any  legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which  Company  or its  property  is  subject.  The  execution,  delivery  and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated  hereby,  have been duly authorized by all necessary  corporate  action on the part of Company.  This AAR Agreement has been duly executed and delivered by Company,  and, upon  the due  authorization,  execution  and  delivery  by  Assignor  and  Assignee,  will constitute the valid and legally binding obligation of Company, enforceable against Company in  accordance  with its terms  except as  enforceability  may be  limited by  bankruptcy, reorganization,  insolvency,  moratorium  or other  similar laws now or hereafter in effect relating to creditors' rights generally,  and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 30

       No  consent,  approval,  order  or  authorization  of,  or  declaration,  filing  or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

       The Company  shall  establish a Custodial  Account and an Escrow  Account  under the
Purchase  Agreement in favor of the Assignee  with respect to the Assigned  Loans  separate from the Custodial  Account and Escrow Account  previously  established  under the Purchase
Agreement in favor of Assignor;

       No event has  occurred  from the Closing  Date to the date hereof which would render the  representations and warranties as to the related Assigned Loans made by the Company in
Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect; and

       Neither  this  AAR  Agreement  nor any  certification,  statement,  report  or other agreement,  document or instrument  furnished or to be furnished by the Company pursuant to this AAR  Agreement  contains or will contain any  materially  untrue  statement of fact or omits or will omit to state a fact necessary to make the statements  contained  therein not misleading.

      Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                                       Recognition of Assignee

      From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Assigned  Loans in  accordance  with the Purchase
Agreement  (as  modified by this AAR  Agreement)  but in no event in a manner that would (i)
cause  any  such  intended  REMIC  to  fail to  qualify  as a REMIC  or (ii)  result  in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither Company nor
Assignor shall amend or agree to amend,  modify,  waive, or otherwise alter any of the terms or provisions  of the Purchase  Agreement  which  amendment,  modification,  waiver or other alteration  would in any way affect the Assigned Loans without the prior written  consent of
Assignee.

                                                 31

      Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (a) the  execution  and delivery of this AAR Agreement by the  Assignee is solely in its capacity as trustee (the  "Trustee")  for Bear Stearns  ALT-A
Trust 2006-2, Mortgage Pass-Through Certificates,  Series 2006-2 pursuant to the Pooling and
Servicing  Agreement  (the  "Pooling and Servicing  Agreement"),  dated as of March 1, 2006, among SAMI II, the  Assignor,  the  Assignee,  Wells Fargo Bank,  National  Association,  as
master  servicer  (the  "Master  Servicer")  and  as  securities   administrator,   and  not
individually,  (b) each of the  representations,  undertakings and agreements herein made on behalf of Bear  Stearns  ALT-A  Trust  2006-2  (the  "Trust")  is made and  intended  not as personal  representations,  undertakings  and  agreements  of the  Trustee  but is made  and intended for the purpose of binding only the Trust and (c) under no circumstances  shall the
Trustee  be  personally  liable for the  payment  of any  indebtedness  or  expenses  of the
Assignee  or  the  Trust  or be  liable  for  the  breach  or  failure  of  any  obligation, representation,  warranty or covenant made or  undertaken  by the Assignee,  the Assignor or the Trust under this AAR Agreement or made or  undertaken  by the Assignee,  the Assignor or the Trust  under the  Agreements  or the  Pooling  and  Servicing  Agreement.  Any  recourse against  the  Assignee  in respect of any  obligations  it may have under or pursuant to the terms of this AAR  Agreement  shall be  limited  solely to the assets it may hold as trustee for Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2.

                                 Modification of Purchase Agreement

      The Company and Assignor hereby amend the Purchase Agreement as follows:

       The following definitions are added to Article I of the Purchase Agreement:

      Master Servicer:  Wells Fargo Bank, National  Association,  or its successors in interest who meet the qualifications of the Pooling and Servicing  Agreement and this Agreement.

      Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of March 1, 2006, among Structured Asset Mortgage  Investments II Inc., the Trustee, the Master Servicer, the Securities  Administrator and EMC Mortgage
      Corporation.

      Securities Administrator: Wells Fargo Bank, National Association

      Servicing Fee Rate:  As provided in the related mortgage loan schedule.

                                                 32

      Trustee:  JPMorgan  Chase  Bank,  National  Association,  or  its  successor  in interest,  or any  successor  trustee  appointed  as provided in the Pooling and
      Servicing Agreement.

       The  definition  of Business Day is deleted in its  entirety  and replaced  with the following:

      Business  Day:  Any day other than:  (i) a Saturday  or Sunday,  or (ii) a legal holiday in the States of New York,  Maryland,  Minnesota or South  Carolina,  or
      (iii) a day on which  banks in the States of New York,  Maryland,  Minnesota  or
      South  Carolina are  authorized  or  obligated  by law or executive  order to be closed.

       The phrase  "in a form  acceptable  for  filing  with the  Securities  and  Exchange
Commission as an exhibit to a Form 10-K" shall be added following the phrase "acceptable to the Purchaser" in each of Section 6.04 and Section 6.05 of the Purchase Agreement.

       Section 11.04 of the Purchase Agreement is deleted in its entirety and replaced with the following:

      Section 11.04      Governing Law.

            This  Agreement  and the  related  Term  Sheet  shall be  governed  by and construed in  accordance  with the laws of the State of New York without  giving effect to principles of conflicts of laws and except to the extent  preempted by
      Federal  law.  The  obligations,  rights and  remedies of the parties  hereunder shall be determined in accordance with such laws.

                                            Miscellaneous

      All demands,  notices and  communications  related to the Assigned Loans, the Purchase
Agreement and this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

      In the case of Company:

            Savannah Bank, NA dba Harbourside Mortgage Corporation
            23-B Shelter Cove Land
            Hilton Head, South Carolina 29928
            Attention:  Richard Gillette
            Telecopier No.:  (843) 341-1200

      In the case of Assignor:

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ralene Ruyle
            Telecopier No.:  (972) 444-2810

                                                33

            with a copy  to:
            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention: Ernie Calabrese
            Telecopier No.:  (212) 272-5591

           All  notices  and updates  required  to be  provided  to the  Assignor  regarding
           Regulation AB pursuant to the Purchase  Agreement  should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                                                 34

                  with a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

      In the case of Assignee:
            JPMorgan Chase Bank, National Association
            4 New York Plaza, 6th Floor
            New York, NY 10004
            Attention: Worldwide Securities Services - Structured Finance Services,
            BSALTA 2006-2
            Telecopier No.: (212) 623-5930

      The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
"Master  Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the  Pooling  and  Servicing  Agreement  and  therefore  has the  right  to  enforce  all obligations  of the  Company,  as they  relate to the  Assigned  Loans,  under the  Purchase
Agreement.  Such right will include, without limitation,  the right to terminate the Company under the Purchase  Agreement  upon the  occurrence of an event of default  thereunder,  the right to receive  all  remittances  required to be made by the  Company  under the  Purchase
Agreement,  the right to receive all monthly reports and other data required to be delivered by the Company under the Purchase  Agreement,  the right to examine the books and records of the Company,  indemnification  rights,  and the right to exercise  certain rights of consent and  approval  relating  to  actions  taken  by the  Company.  The  Company  shall  make all distributions  under the Purchase  Agreement,  as they relate to the Assigned  Loans, to the
Master Servicer by wire transfer of immediately available funds to:

            BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400.

      and the Company shall deliver all reports required to be delivered under the Purchase
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: Client Manager BSALTA 2006-2

                                                 35

      Each party will pay any  commissions  it has incurred and the fees of its attorneys in connection  with the  negotiations  for,  documenting  of and  closing  of the  transactions contemplated by this AAR Agreement.

      This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without regard to conflicts of law  principles  (other than Section 5-1401 of the New
York  Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

      No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

      This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

      This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the Purchase  Agreement  to the extent of the Assigned  Loans by Assignor to Assignee and the termination of the Purchase Agreement.

      This AAR  Agreement  may be  executed  simultaneously  in any number of  counterparts.
Each  counterpart  shall  be  deemed  to be an  original  and all  such  counterparts  shall constitute one and the same instrument.

      In the event that any provision of this AAR Agreement  conflicts with any provision of the Purchase  Agreement with respect to the Assigned Loans,  the terms of this AAR Agreement shall control.

                                                36

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION
                                    Assignor

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not
                                    individually but solely as Trustee for the Bear Stearns
                                    ALT-A Trust 2006-2, Mortgage Pass-Through Certificates,
                                    Series 2006-2
                                    Assignee

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                    SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION
                                    Company

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                    Acknowledged and Agreed:

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

                                  (Available upon request)

5

                                        ATTACHMENT 2

                                     PURCHASE AGREEMENT

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of March 31, 2006, among EMC Mortgage  Corporation (the "Assignor"),  JPMorgan Chase
Bank,  National  Association,  not individually but solely as trustee for the holders of the
Bear Stearns  ALT-A Trust 2006-2,  Mortgage  Pass-Through  Certificates,  Series 2006-2 (the
"Assignee") and HomeBanc Mortgage Corporation (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto (the  "Assigned  Loan  Schedule")  purchased by the Assignor from the Company and now serviced  by Company  for  Assignor  and its  successors  and  assigns  pursuant  to (a) the
Purchase,  Warranties  and Servicing  Agreement,  dated as of January 1, 2004, as amended by the  Amended  and  Restated  Amendment  No.  1 to the  Purchase,  Warranties  and  Servicing
Agreement,  dated as of January 27, 2006, between Assignor and Company (as amended, the "PWS
Agreement")  and (b) the Term Sheets  dated June 29,  2005,  and  November  18,  2005,  each between  Assignor and Company (the "Term  Sheets" and together with the PWS  Agreement,  the
"Agreements")  shall be subject to the terms of this AAR Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the PWS Agreement.

                                 Assignment and Assumption

      Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned  Loans  and (b) the  Agreements  with  respect  to the  Assigned  Loans;  provided, however,  that the Assignor is not  assigning  to the  Assignee  any of its right,  title or interest,  in, to and under the PWS  Agreement  with respect to any mortgage loan other than the Assigned Loans listed on Exhibit A.  Notwithstanding  anything to the contrary contained herein,  the Assignor  specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the representations  and warranties  contained in Section
3.01 and  Section  3.02 of the PWS  Agreement  and the  Assignor is  retaining  the right to enforce  the  representations  and  warranties  set  forth in  those  sections  against  the
Company.   Except  as  is  otherwise  expressly  provided  herein,  the  Assignor  makes  no representations,  warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no  obligations  to the  Assignee  under the terms of the PWS  Agreement or otherwise relating to the transaction  contemplated  herein (including,  but not limited to, any obligation to indemnify the Assignee).

                                                 5

                         Representations, Warranties and Covenants

Assignor warrants and represents to Assignee and Company as of the date hereof:

Attached hereto as Attachment 2 are true and accurate copies of the Agreements which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned
Loans and any and all of its interests, rights and obligations under the PWS Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances;
and upon the transfer of the Assigned Loans to Assignee as contemplated herein and in the
Mortgage Loan Purchase Agreement dated as of March 31, 2006 between the Assignor and
Structured Asset Mortgage Investments II Inc. ("SAMI II"), Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the PWS Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the PWS Agreement;

Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by
Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against
Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 6

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

The Assignor has received from Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the PWS Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the
Assigned Loans as trustee on behalf of the holders of the Bear Stearns ALT-A Trust 2006-2,
Mortgage Pass-Through Certificates, Series 2006-2;

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by
Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against
Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 7

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;
There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the PWS Agreement with respect to the Assigned Loans.

Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the
Assigned Loans and otherwise to perform its obligations under the PWS Agreement;

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 8

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

The Company shall establish a Custodial Account and an Escrow Account under the PWS
Agreement in favor of the Assignee with respect to the Assigned Loans separate from the
Custodial Account and Escrow Account previously established under the PWS Agreement in favor of Assignor;

No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in
Sections 3.01 and 3.02 of the PWS Agreement to be untrue in any material respect; and

Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR
Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns)
harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

                                  Recognition of Assignee

From and after the date hereof, Company shall recognize Assignee as owner of the Assigned
Loans, and acknowledges that the Assigned Loans are intended to be part of a REMIC or multiple REMICs, and will service the Assigned Loans in accordance with the PWS Agreement
(as modified by this AAR Agreement) but in no event in a manner that would (i) cause any such intended REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a
REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the PWS Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

                                                 9

Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the
Assignee is solely in its capacity as trustee (the "Trustee") for Bear Stearns ALT-A Trust
2006-2, Mortgage Pass-Through Certificates, Series 2006-2 pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2006, among SAMI II, the Assignor, the Assignee, Wells Fargo Bank, National Association, as
master servicer (the "Master Servicer") and as securities administrator, and not individually, (b) each of the representations, undertakings and agreements herein made on behalf of Bear Stearns ALT-A Trust 2006-2 (the "Trust") is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the
Trustee be personally liable for the payment of any indebtedness or expenses of the
Assignee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the Agreements or the Pooling and Servicing Agreement.  Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee for Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2.

                               Modification of PWS Agreement

The Company and Assignor hereby amend the PWS Agreement as follows:

The following definitions are added to Article I of the PWS Agreement:

      Assignee:  JPMorgan Chase Bank, National Association, as trustee for the holders of the Bear Stearns  ALT-A Trust  2006-2,  Mortgage  Pass-Through  Certificates,
      Series 2006-2.

        Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of March 1, 2006, among SAMI II, the Trustee,  the Master  Servicer,  the
      Securities Administrator and EMC Mortgage Corporation.

      SAMI II: Structured Asset Mortgage Investments II Inc.

      Securities Administrator: Wells Fargo Bank, National Association.

      Trustee:  JPMorgan  Chase  Bank,  National  Association,  or  its  successor  in interest,  or any  successor  trustee  appointed  as provided in the Pooling and
      Servicing Agreement.

The definition of Business Day is deleted in its entirety and replaced with the following:

      Business  Day:  Any day other than:  (i) a Saturday  or Sunday,  or (ii) a legal holiday in the States of New York,  Georgia,  Maryland or Minnesota,  or (iii) a
      day on which banks in the States of New York,  Georgia,  Maryland  or  Minnesota
      are authorized or obligated by law or executive order to be closed.

                                                 10

The Standard & Poor's rating of "A2" in the definition of Eligible Account in Section 1.01 of the PWS Agreement is hereby replaced with "AA".

The following is added to the first sentence of the fourth paragraph of Section 4.13 of the
PWS Agreement:

      "; provided,  however, that any REO property shall be disposed of by the Company before the close of the third  taxable year  following the taxable year in which the  Mortgage  Loan  became an REO  property,  unless the  Company is  otherwise directed by the Assignee."

      (j)   Section 11.04 of the PWS Agreement is deleted in its entirety and replaced with the following:

      Section 11.04      Governing Law.

            This  Agreement  and the  related  Term  Sheet  shall be  governed  by and construed in  accordance  with the laws of the State of New York without  giving effect to principles of conflicts of laws and except to the extent  preempted by
      Federal law and the  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

                                       Miscellaneous

All demands, notices and communications related to the Assigned Loans, the PWS Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

      In the case of Company:

            HomeBanc Mortgage Corporation
            2002 Summit Boulevard, Suite 100
            Atlanta, GA 30319
            Attention:  Debra F. Watkins, EVP and Chief Capital Markets Officer
            Telecopier No.: (404) 705-2301

            With a copy to:

            HomeBanc Mortgage Corporation
            2002 Summit Boulevard, Suite 100
            Atlanta, GA 30319
            Attention:  General Counsel

                                                 11

      In the case of Assignor:
            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ralene Ruyle
            Telecopier No.:  (972) 444-2810

           All  notices  and updates  required  to be  provided  to the  Assignor  regarding
           Regulation  AB pursuant to the PWS  Agreement  should be sent to the  Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  with a copy to:

                                                 12

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

      In the case of Assignee:
            JPMorgan Chase Bank, National Association
            4 New York Plaza, 6th Floor
            New York, NY 10004
            Attention: Worldwide Securities Services - Structured Finance Services,
            BSALTA 2006-2
            Telecopier No.: (212) 623-5930

      In the case of Securities Administrator:
            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

The Company hereby acknowledges that Wells Fargo Bank, National Association has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and
Servicing Agreement and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the PWS Agreement.  Such right will include, without limitation, the right to terminate the Company under the PWS Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the PWS Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the PWS Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.
The Company shall make all distributions under the PWS Agreement, as they relate to the
Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            FFC to: BSALTA 2006-2, Account #50905400.

and the Company shall deliver all reports required to be delivered under the PWS Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section
8(c) herein and to the Master Servicer at:

                                                 13

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2

Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York
Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or
Company, respectively, hereunder.

This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the PWS Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the PWS Agreement.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

In the event that any provision of this AAR Agreement conflicts with any provision of the
PWS Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

                                                14

      IN WITNESS WHEREOF,  the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION,
Assignor

By:__________________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
not individually but solely as trustee for the holders of Bear Stearns
ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2,
Assignee

By:__________________________________
Name:
Title:

HOMEBANC MORTGAGE CORPORATION,
Company

By:__________________________________
Name:
Title:

ACKNOWLEDGED:
WELLS FARGO
BANK,
 NATIONAL ASSOCIATION

By:__________________________________
Name:
Title:

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

                                  (Available upon request)

                                        ATTACHMENT 2

                                         AGREEMENTS

                                  (Available Upon Request)

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment, Assumption and Recognition Agreement (this "AAR Agreement")
made as of March 31, 2006, among EMC Mortgage Corporation (the "Assignor"), JPMorgan Chase
Bank, National Association, not individually but solely as trustee for the holders of the
Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2 (the
"Assignee") and HSBC Mortgage Corporation (USA) (the "Company").

      Whereas, the Assignor purchased certain residential mortgage loans (the "Assigned
Loans") listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") from the
Company pursuant to the Amended and Restated Purchase, Warranties and Servicing Agreement,
dated as of September 1, 2005, as amended by Amendment Reg AB (the "Amendment Reg AB"), dated as of November 7, 2005 (as amended, the "Servicing Agreement"), between the Company and Assignor and pursuant to which the Company agreed to service the Assigned Loans; and

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Assignor's right, title and interest to and under the Servicing Agreement and the Assigned Loans now serviced by Company for Assignor, shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

o     Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the Assignee  all of its right,  title and interest as in, to and under (a)
      the  Assigned  Loans and (b) the  Servicing  Agreement;  provided,  however,  that the
      Assignor is not assigning to the Assignee any of its right, title or interest,  in, to and under the  Servicing  Agreement  with respect to any mortgage  loan other than the
      Assigned  Loans  listed on  Attachment  1.  Notwithstanding  anything to the  contrary contained  herein,  the  Assignor  specifically  reserves  and does not  assign to the
      Assignee  any  right,  title and  interest  in, to or under  the  representations  and warranties  contained in Section 3.01 and Section 3.02 of the Servicing  Agreement and
      the Assignor is retaining the right to enforce the  representations and warranties set forth  in those  sections  against  the  Company.  Except  as is  otherwise  expressly provided  herein,  the Assignor makes no  representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the Assignee under the terms of the Servicing  Agreement or otherwise  relating to the transaction  contemplated  herein  (including,  but not limited to, any  obligation to indemnify the Assignee).

Representations, Warranties and Covenants

o     Assignor warrants and represents to Assignee and Company as of the date hereof:

            [reserved];

            Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Servicing
                  Agreement  which  agreement  is in full  force  and  effect as of the date hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in any  respect,  nor has any notice of  termination  been given thereunder;

            Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans  and  any  and  all  of  its  interests,  rights  and obligations  under the Servicing  Agreement as they relate to the Assigned
                  Loans, free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated  herein and in the  Mortgage  Loan  Purchase  Agreement  dated  as of March  31,  2006 between the Assignor and  Structured  Asset  Mortgage  Investments II Inc.
                  ("SAMI  II"),  Assignee  shall have good title to each and every  Assigned
                  Loan, as well as any and all of Assignor's  interests and rights under the
                  Servicing  Agreement as they relate to the Assigned Loans,  free and clear of any and all liens, claims and encumbrances;

            There are no offsets,  counterclaims or other defenses available to Company with respect to the Assigned Loans or the Servicing Agreement;

            Assignor  has no  knowledge  of, and has not  received  notice  of, any  waivers under, or any modification of, any Assigned Loan;

            Assignor is duly  organized,  validly  existing and in good  standing  under the laws of the  jurisdiction  of its  incorporation,  and  has all  requisite power and authority to acquire, own and sell the Assigned Loans;

            Assignor has full corporate power and authority to execute,  deliver and perform
                  its  obligations   under  this  AAR  Agreement,   and  to  consummate  the
                  transactions  set  forth  herein.  The  consummation  of the  transactions
                  contemplated   by  this  AAR  Agreement  is  in  the  ordinary  course  of
                  Assignor's  business and will not conflict with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which  Assignor  is now a party or by which it is  bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignor or its property is subject.  The  execution,  delivery and performance by Assignor of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on the part of Assignor.  This AAR  Agreement has been  duly  executed  and  delivered  by  Assignor  and,  upon the due authorization,  execution  and  delivery by  Assignee  and  Company,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Assignor
                  enforceable  against  Assignor  in  accordance  with its  terms  except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

            Neither  Assignor  nor anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or otherwise disposed of the Assigned Loans or any interest in the  Assigned  Loans,  or  solicited  any  offer  to buy  or  accept  a transfer,  pledge  or other  disposition  of the  Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned  Loans, or any interest in the Assigned Loans with any Person in any  manner,  or made any general  solicitation  by means of general  advertising  or in any other  manner,  or taken any other  action which would  constitute a  distribution  of the  Assigned  Loans under the
                  Securities  Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the  Assigned  Loans a violation  of Section 5 of the
                  1933 Act or require registration pursuant thereto;

            The Assignor has received from Company,  and has delivered to the Assignee,  all documents  required to be  delivered  to Assignor by the Company  prior to the date hereof  pursuant to the  Servicing  Agreement  and the  Servicing
                  Agreement  with respect to the Assigned  Loans and has not  received,  and has not requested from the Company, any additional documents; and

            There is no action,  suit,  proceeding,  investigation or litigation pending or, to Assignor's  knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely  to Assignor,  would  adversely affect  Assignor's  execution  or delivery of, or the  enforceability  of, this AAR Agreement,  or the Assignor's  ability to perform its obligations under this AAR Agreement.

o     Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

            Assignee is duly  organized,  validly  existing and in good  standing  under the laws of the  jurisdiction of its  organization and has all requisite power and  authority  to hold the  Assigned  Loans as  trustee  on behalf of the holders of the Bear  Stearns  ALT-A Trust  2006-2,  Mortgage  Pass-Through
                  Certificates, Series 2006-2;

            Assignee has full corporate power and authority to execute,  deliver and perform
                  its  obligations   under  this  AAR  Agreement,   and  to  consummate  the
                  transactions  set  forth  herein.  The  consummation  of the  transactions
                  contemplated   by  this  AAR  Agreement  is  in  the  ordinary  course  of
                  Assignee's  business and will not conflict with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which  Assignee  is now a party or by which it is  bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignee or its property is subject.  The  execution,  delivery and performance by Assignee of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on part of Assignee.  This AAR  Agreement has
                  been  duly   executed  and   delivered  by  Assignee  and,  upon  the  due
                  authorization,  execution  and  delivery by  Assignor  and  Company,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Assignee
                  enforceable  against  Assignee  in  accordance  with its  terms  except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

            There is no action,  suit,  proceeding,  investigation or litigation pending or, to Assignee's  knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely  to Assignee,  would  adversely affect  Assignee's  execution  or delivery of, or the  enforceability  of, this AAR Agreement,  or the Assignee's  ability to perform its obligations under this AAR Agreement; and

            Assignee  assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Servicing  Agreement with respect to the Assigned Loans.

o     Company  warrants and represents to, and covenants  with,  Assignor and Assignee as of the date hereof:

            [reserved];

            Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Servicing
                  Agreement  which  agreement  is in full  force  and  effect as of the date hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in any  respect,  nor has any notice of  termination  been given thereunder;

            Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Servicing Agreement;

            Company has full corporate  power and authority to execute,  deliver and perform
                  its  obligations   under  this  AAR  Agreement,   and  to  consummate  the
                  transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by this AAR Agreement is in the ordinary course of Company's business and will not conflict  with, or result in a breach of, any of the terms,  conditions or  provisions  of Company's  charter or by-laws or any legal  restriction,  or any  material  agreement  or  instrument  to which
                  Company  is  now a  party  or by  which  it is  bound,  or  result  in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company or its  property is subject.  The  execution,  delivery and performance  by Company of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on the part of  Company.  This AAR  Agreement has been  duly  executed  and  delivered  by  Company,  and,  upon the due authorization,  execution  and  delivery by Assignor  and  Assignee,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Company,
                  enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions contemplated hereby;

            The Company shall establish a Custodial  Account and an Escrow Account under the
                  Servicing  Agreement in favor of the Assignee with respect to the Assigned
                  Loans separate from the Custodial  Account and Escrow  Account  previously established under the Servicing Agreement in favor of Assignor;

            No event has  occurred  from the  Closing  Date to the date  hereof  which would render the  representations  and  warranties  as to the  related  Assigned
                  Loans  made by the  Company  in  Sections  3.01 and 3.02 of the  Servicing
                  Agreement to be untrue in any material respect; and

            Neither this AAR Agreement  nor any  certification,  statement,  report or other agreement,  document or  instrument  furnished  or to be  furnished by the
                  Company  pursuant  to this AAR  Agreement  contains  or will  contain  any materially  untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

o     Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses,  penalties,  fines, forfeitures, legal fees and related costs,  judgments,  and any other costs, fees and expenses that
      Assignee  (and its  successors  and  assigns)  may  sustain in any way  related to any breach  of the  representations  or  warranties  of  Assignor  set  forth  in this AAR
      Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

o     From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
      Assigned Loans, and acknowledges  that the Assigned Loans are intended to be part of a
      REMIC or multiple  REMICs,  and will service the Assigned Loans in accordance with the
      Servicing  Agreement (as modified by this AAR  Agreement)  but in no event in a manner that  would (i) cause any such  intended  REMIC to fail to  qualify as a REMIC or (ii)
      result in the  imposition of a tax upon any such  intended  REMIC  (including  but not limited to the tax on prohibited  transactions as defined in Section 860F(a)(2) of the
      Code and the tax on  contributions  to a REMIC set  forth in  Section  860G(d)  of the
      Code).  It is the intention of Assignor,  Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective  successors and assigns of the  parties  hereto.  Neither  Company  nor  Assignor  shall amend or agree to amend, modify,  waive,  or otherwise  alter any of the terms or  provisions  of the Servicing
      Agreement which amendment,  modification,  waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

o     Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties hereto that (i) this AAR Agreement is acknowledged  and accepted by the Assignee not  individually  or personally  but solely as Assignee for the Trust in the  exercise  of the powers  and  authority  conferred  and vested in it under the
      Pooling and Servicing Agreement (the "Pooling and Servicing  Agreement"),  dated as of
      March 1, 2006, among SAMI II, the Assignor,  the Assignee,  Wells Fargo Bank, National
      Association,   as  master   servicer  (the  "Master   Servicer")   and  as  securities
      administrator,  (ii) each of the  representations,  undertakings and agreements herein made on behalf  of the Trust is made and  intended  not as  personal  representations, undertakings  and  agreements of the Assignee but is made and intended for the purpose of binding  only the Trust and (iii)  under no  circumstances  shall the  Assignee  be personally  liable for the payment of any  indebtedness or expenses of the Assignee or the Trust or be liable for the breach or  failure of any  obligation,  representation, warranty or covenant made or  undertaken  by the  Assignee,  the Assignor or the Trust under the  Servicing  Agreement or the Pooling and Servicing  Agreement.  Any recourse against the  Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to the assets it may hold as trustee of Bear  Stearns  ALT-A  Trust  2006-2,  Mortgage  Pass-Through  Certificates,
      Series 2006-2.

Modification of Servicing Agreement
o     The Company and Assignor hereby amend the Servicing Agreement as follows:

      (a)   The following definitions are added to Article I of the Servicing Agreement:
      Assignee: JPMorgan Chase Bank, National Association, as trustee for the holders of the Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series
      2006-2.

      Depositor:  SAMI II.

      Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this
      Agreement.

      Nonrecoverable Advance: Any advance previously made by the Company pursuant to
      Section 5.03 or any Servicing Advance which, in the good faith judgment of the
      Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.  The determination by the Company that it has made a Nonrecoverable
      Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

      Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of March 1, 2006, among Structured Asset Mortgage Investments II Inc., the
      Trustee, the Master Servicer and the Purchaser.

      SAMI II:  Structured Asset Mortgage Investments II Inc.

      Securities Administrator: Wells Fargo Bank, National Association.

      Trustee: JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

      (b)   The definition of Business Day is deleted in its entirety and replaced with the following:
      Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Maryland or Minnesota, or (iii) a day on which banks in the States of New York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

      (c)   Article III of the Servicing Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(kkk):
            (kkk) With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      (d)   Article IV of the Servicing Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence in 4.01:
            In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      The following is added as Subsection 4.05(ix) of the Servicing Agreement:
      "(ix) to reimburse itself for any Nonrecoverable Advances;"
      (e)   The following is added to the second sentence of the third paragraph of Section
4.13 of the Servicing Agreement:
      "; provided, however, that any REO property shall be disposed of by the Company before the close of the third taxable year following the taxable year in which the
      Mortgage Loan became an REO property, unless the Company is otherwise directed by the
      Assignee."

      (f)   Section 11.04 of the Servicing Agreement is deleted in its entirety and replaced with the following:

      Section 11.04     Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      (g)   The following shall be added as Section 11.19 of the Servicing Agreement:
      Section 11.19     Third Party Beneficiary.

            For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

      (h)   Section 2(e)(ii) of the Amendment Reg AB is hereby amended by adding to the second sentence of the first paragraph the words ", but no later than 5 days following any such request," after the words "The Company shall promptly upon request".
      (i)   Section 2(f)(vii)(B) of the Amendment Reg AB is hereby amended by deleting from the first paragraph the words ", which continues unremedied for then calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered".

Miscellaneous
o     All demands,  notices and communications  related to the Assigned Loans, the Servicing
      Agreement and this AAR Agreement  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail,  postage prepaid, as follows:

o     In the case of Company,

            HSBC MORTGAGE CORPORATION (USA)
            Lori A. Miller / Assistant Vice President
            2929 Walden Avenue
            Depew, New York 14043

o     In the case of Assignor,

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ms.Ralene Ruyle
            Telecopier No.: (972) 442-2810

            All notices and updates required to be provided to the Assignor regarding
           Regulation AB pursuant to the Servicing Agreement should be sent to the
           Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  with a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

o     In the case of the Securities Administrator,

            Wells Fargo Bank,
            National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention:  BSALTA 2006-2
            Telecopier No.: (410) 884-2363

o     In the case of Assignee,

            JPMorgan Chase Bank, National Association
            4 New York Plaza, 6th Floor
            New York, NY 10004
            Attention:  Worldwide Securities Services-Structured
            Finance Services, BSALTA 2006-2
            Telecopier No.: (212) 623-5930

o     Each party will pay any  commissions  it has incurred and the fees of its attorneys in connection with the negotiations  for,  documenting of and closing of the transactions contemplated by this AAR Agreement.

o     This AAR Agreement  shall be construed in accordance with the laws of the State of New
      York,  without regard to conflicts of law principles (other than Section 5-1401 of the
      New York  Obligations  Law), and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

o     No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

o     This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties hereto.  Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without  the  requirement  for any  further  writing,  be deemed
      Assignor, Assignee or Company, respectively, hereunder.

o     This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the  Servicing  Agreement  to the  extent  of the  Assigned  Loans by  Assignor  to
      Assignee and the termination of the Servicing Agreement.

o     This AAR  Agreement  may be  executed  simultaneously  in any number of  counterparts.
      Each  counterpart  shall be deemed to be an original and all such  counterparts  shall constitute one and the same instrument.

o     In the event that any provision of this AAR Agreement  conflicts with any provision of the  Servicing  Agreement  with respect to the Assigned  Loans,  the terms of this AAR
      Agreement shall control.

o     The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
      "Master  Servicer")  has been  appointed as the master  servicer of the Assigned Loans pursuant to the Pooling and Servicing  Agreement and therefor has the right to enforce all  obligations  of the  Company,  as they relate to the  Assigned  Loans,  under the
      Servicing  Agreement  and  this AAR  Agreement.  Such  rights  will  include,  without limitation,  the right to terminate the Servicer  under the Servicing  Agreement  upon the  occurrence  of  an  event  of  default  thereunder,  the  right  to  receive  all remittances  required to be made by the Company  under the  Servicing  Agreement,  the right to receive all monthly  reports and other data  required to be  delivered by the
      Company under the Servicing  Agreement,  the right to examine the books and records of the  Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval relating to actions taken by the Company.  The Company shall make all  distributions  under the  Servicing  Agreement,  as they  relate to the  Assigned
      Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400.

and the Company shall deliver all reports required to be delivered under the Servicing
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION Assignor

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as
                                          Trustee, Assignee

                                          By:   _____________________________
                                          Name: _____________________________
                                          Title:  ___________________________

                                          HSBC MORTGAGE CORPORATION (USA)
                                          Company

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          Acknowledged and Agreed:

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By:   _____________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                  (Available upon request)

                                        ATTACHMENT 2

                                    SERVICING AGREEMENT

                                  (Available upon request)

                                        ATTACHMENT 3

                  Calculation of Realized Loss/Gain Form 332- Instruction Sheet
      The numbers on the form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3.    Accrued Servicing Fees based upon the Scheduled Principal Balance of the
            Mortgage Loan as calculated on a monthly basis. For documentation, an
            Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid
            Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid
            Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

      22.   The total of lines 14 through 21.

      Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line
            (16) for Part B/Supplemental proceeds.
      Total Realized Loss (or Amount of Any Gain)

      23.   The total derived from subtracting line 22 from 13.  If the amount represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

                                                 2

                                      WELLS FARGO BANK, N.A.
                                CALCULATION OF REALIZED LOSS/GAIN

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

            -------------------    -------------------    --------------------
            Servicer Loan No.      Servicer Name          Servicer Address

            -------------------    -------------------    --------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________
      Borrower's Name:________________________________________________________
      Property Address:________________________________________________________________
      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan   $ ______________  (1)
      (2)   Interest accrued at Net Rate                     ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes                                            ________________ (5)
      (6)   Property Maintenance                             ________________ (6)
      (7)   MI/Hazard Insurance Premiums                     ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                             ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                 $________________ (12)
            Cash for Keys__________________________          ________________
            HOA/Condo Fees_______________________            ________________
            ______________________________________           ________________
            ______________________________________           ________________
            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                            ________________  (17)
      (18)  Primary Mortgage Insurance Proceeds             ________________  (18)
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property         ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________
         _________________________________________          ________________
         Total Credits                                      $________________ (22)

      Total Realized Loss (or Amount of Gain)               $________________ (23)

                                                 3

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
  This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of March 31, 2006 (the "Closing Date"), among EMC Mortgage Corporation (the
"Assignor"), JPMorgan Chase Bank, National Association, not individually but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through
Certificates, Series 2006-2 (the "Assignee"), PHH Mortgage Corporation (formerly known as
Cendant Mortgage Corporation) ("PHH"), and Bishop's Gate Residential Mortgage Trust
("Bishop's Gate").

      WHEREAS, PHH, Bishop's Gate and the Assignor, as Purchaser entered into (a) that certain Purchase, Warranties and Servicing Agreement, dated as of October 23, 2001, as amended (the "Purchase, Warranties and Servicing Agreement"), among the Assignor, PHH and
Bishop's Gate, pursuant to which the Assignor agreed to purchase and PHH and Bishop's Gate agreed to sell and PHH agreed to service those mortgage loans identified on Exhibit A attached hereto (the "Mortgage Loans").

      WHEREAS,  the  Assignor  wishes to  assign to  Assignee  all of its  right,  title and interest under the Purchase,  Warranties  and Servicing  Agreement with respect the Mortgage
Loans, and Assignee wishes to assume all of Assignor's  right,  title and interest in and to such  Mortgage  Loans as provided  in the  Purchase,  Warranties  and  Servicing  Agreement.
Notwithstanding  anything  to the  contrary  contained  herein,  the  Assignor  specifically reserves and does not assign to the  Assignee any right,  title and interest in, to or under the  representations  and  warranties  contained  in Section  3.01 and  Section  3.02 of the
Purchase,  Warranties and Servicing Agreement, and any obligation of PHH to cure, repurchase or substitute  for a mortgage loan and to indemnify the Assignor with respect to a breach of such  representations  and  warranties  pursuant  to Section  3.03 and  Section  8.01 of the
Purchase,  Warranties  and Servicing  Agreement,  and the Assignor is retaining the right to enforce the  representations and warranties and the obligations of PHH and Bishop's Gate set forth  in  those  sections  against  PHH  and  Bishop's  Gate.  In  addition,  the  Assignor specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under Section 2.09 of the Purchase, Warranties and Servicing Agreement.

  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

20.   Defined terms used in this AAR Agreement and not otherwise  defined  herein shall have the meaning set forth in the Purchase, Warranties and Servicing Agreement.

21.   The Assignor  specifically  reserves and does not assign to the Assignee hereunder any and all right,  title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Purchase,  Warranties  and Servicing  Agreement
which are not the  Mortgage  Loans set forth on  Exhibit A  attached  hereto and are not the subject  of this  AAR  Agreement.  Notwithstanding  anything  herein  to the  contrary,  the
Assignor  specifically  reserves and does not assign to the Assignee the representations and warranties  set forth in Article III of the Purchase,  Warranties  and Servicing  Agreement,
and any  obligation  of PHH to cure,  repurchase  or  substitute  for a mortgage loan and to indemnify  the Assignor  with  respect to a breach of such  representations  and  warranties pursuant  to  Section  3.03 and  Section  8.01 of the  Purchase,  Warranties  and  Servicing
Agreement,  and the  Assignor  is  retaining  the right to enforce the  representations  and warranties and the  obligations of PHH and Bishop's Gate contained in such sections  against each of PHH and Bishop's  Gate.  In addition,  the Assignor  specifically  reserves and does not assign to the  Assignee any right,  title and  interest in, to or under  Section 2.09 of the Purchase, Warranties and Servicing Agreement.

                                                 4

22.   The Assignor  warrants and  represents to the Assignee and to PHH and Bishop's Gate as of the date hereof:

(a)   Attached  hereto as Exhibit B is a true and accurate copy of the Purchase,  Warranties and Servicing  Agreement,  which agreement is in full force and effect as of the date  hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in  any  respect,  nor  has  any  notice  of  termination  been  given thereunder;

(b)   The  Assignor is the lawful  owner of the  Mortgage  Loans with full right to transfer the  Mortgage  Loans and any and all of its  interests,  rights and  obligations under the Purchase,  Warranties  and  Servicing  Agreement as they relate to the
            Mortgage  Loans,  free and clear from any and all claims and  encumbrances;  and upon the transfer of the Mortgage Loans to the Assignee as contemplated  herein, the Assignee  shall have good title to each and every  Mortgage Loan, as well as any and all of the  Assignor's  interests,  rights  and  obligations  under  the
            Purchase,  Warranties  and  Servicing  Agreement  as they relate to the Mortgage
            Loans, free and clear of any and all liens, claims and encumbrances;

(c)   There are no offsets,  counterclaims  or other  defenses  available to PHH or Bishop's
            Gate  with  respect  to the  Mortgage  Loans  or the  Purchase,  Warranties  and
            Servicing Agreement;

(d)   The Assignor has no knowledge of, and has not received  notice of, any waivers  under, or any modification of, any Mortgage Loan;

(e)   The Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority to acquire, own and sell the Mortgage Loans;

(f)   The Assignor has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein.  The  consummation  of the  transactions  contemplated by this
            AAR Agreement is in the ordinary course of the Assignor's  business and will not conflict  with,  or result  in a breach  of,  any of the  terms,  conditions  or provisions of the  Assignor's  charter or by-laws or any legal  restriction,  or any material  agreement  or  instrument  to which  Assignor is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment  or decree to which  Assignor or its  property is subject.  The execution,  delivery and  performance  by the Assignor of this AAR Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary  corporate action on part of the Assignor.  This AAR
            Agreement  has been duly  executed and  delivered by the Assignor  and, upon the due  authorization,  execution  and delivery by the  Assignee,  PHH and Bishop's
            Gate, will  constitute the valid and legally binding  obligation of the Assignor enforceable  against  the  Assignor  in  accordance  with its  terms  except  as
            enforceability  may  be  limited  by  bankruptcy,  reorganization,   insolvency,
            moratorium  or other  similar  laws  now or  hereafter  in  effect  relating  to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                                                 5

(g)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by the Assignor in connection  with the  execution,  delivery or  performance by the  Assignor  of  this  AAR  Agreement,  or  the  consummation  by  it  of  the transactions  contemplated  hereby.  Neither the Assignor  nor anyone  acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the
            Mortgage Loans or any interest in the Mortgage  Loans, or solicited any offer to buy or accept a transfer,  pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage  Loans or otherwise  approached or negotiated  with respect to the Mortgage  Loans,  or any interest in the Mortgage  Loans with any
            Person in any  manner,  or made any  general  solicitation  by means of  general advertising  or in any  other  manner,  or taken any other  action  which  would constitute a  distribution  of the Mortgage  Loans under the  Securities  Act of
            1933, as amended (the "1933 Act") or which would render the  disposition  of the
            Mortgage Loans a violation of Section 5 of the 1933 Act or require  registration pursuant thereto; and

(h)   The  Assignor  has  received  from PHH and  Bishop's  Gate,  and has  delivered to the
            Assignee,  all  documents  required to be  delivered  to the Assignor by PHH and
            Bishop's  Gate  prior  to the  date  hereof  pursuant  to  Section  2.07  of the
            Purchase,  Warranties and Servicing Agreement with respect to the Mortgage Loans and has not  received,  and has not  requested  from PHH or Bishop's  Gate,  any additional documents.

23.   The  Assignee  represents,  warrants  and  covenants  with  the  Assignor  and PHH and
Bishop's Gate that:

(a)   The Assignee is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and  has  all  requisite  power  and authority  to hold the  Mortgage  Loans on  behalf  of the  holders  of the Bear
            Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2;

                                                 6

(b)   The Assignee has full power and  authority to execute,  deliver and perform under this
            AAR  Agreement,  and to  consummate  the  transactions  set  forth  herein.  The consummation  of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of the  Assignee's  business  and will not  conflict  with,  or result  in a breach  of,  any of the  terms,  conditions  or  provisions  of the
            Assignee's  charter  or  bylaws,  or any  legal  restriction,  or  any  material agreement or  instrument  to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment or decree to which the  Assignee  or its  property is  subject.  The  execution, delivery  and  performance  by the  Assignee  of  this  AAR  Agreement  and  the consummation  by it of the  transactions  contemplated  hereby,  have  been duly authorized  by  all  necessary  corporate  action  of  the  Assignee.  This  AAR
            Agreement  has been duly  executed and  delivered by the Assignee  and, upon the due  authorization,  execution  and delivery by the  Assignor,  PHH and Bishop's
            Gate, will  constitute the valid and legally binding  obligation of the Assignee enforceable  against  the  Assignee  in  accordance  with its  terms,  except as
            enforceability   thereof   may  be  limited  by   bankruptcy,   insolvency,   or
            reorganization  or other similar laws now or hereinafter  in effect  relating to creditor's rights generally and by general  principles of equity,  regardless of whether such enforceability is considered in a proceeding in equity or in law;

(c)   No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required to be obtained or made by the Assignee in connection  with the  execution,  delivery or  performance by the  Assignee  of  this  AAR  Agreement,  or  the  consummation  by  it  of  the transactions contemplated hereby; and

(d)   The  Assignee  assumes  all of  the  rights  of  the  Purchaser  under  the  Purchase,
            Warranties  and  Servicing  Agreement  with respect to the Assigned  Loans other than the right to enforce the obligations of PHH under the Purchase,  Warranties and Servicing Agreement.

24.   PHH and Bishop's Gate each warrant and represent to, and covenant  with,  Assignor and
Assignee as of the date hereof:

(a)   Attached  hereto as Exhibit B is a true and accurate copy of the Purchase,  Warranties and Servicing  Agreement,  which agreement is in full force and effect as of the date  hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in  any  respect,  nor  has  any  notice  of  termination  been  given thereunder;

(b)   Each  of PHH  and  Bishop's  Gate  is duly  organized,  validly  existing  and in good standing under the laws of the  jurisdiction  of its formation,  and PHH has all requisite  power and authority to service the Mortgage Loans and each of PHH and
            Bishop's Gate has all requisite power and authority to perform their  respective obligations under the Purchase, Warranties and Servicing Agreement;

                                                 7

(c)   Each of PHH and  Bishop's  Gate has full  corporate  power and  authority  to execute, deliver and perform its obligations under this AAR Agreement,  and to consummate the  transactions  set  forth  herein.  The  consummation  of  the  transactions contemplated  by this AAR  Agreement is in the ordinary  course of each of PHH's and Bishop's  Gate's  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of its charter or by-laws or any legal restriction,  or any material agreement or instrument to which it is now a party or by which it is  bound,  or result in the  violation  of any law,  rule, regulation,  order,  judgment  or decree to which  PHH,  Bishop's  Gate or their respective  property is subject.  The  execution,  delivery and  performance  by each of PHH and Bishop's  Gate of this AAR  Agreement  and the  consummation  by each of them of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on part of PHH and Bishop's  Gate.  This AAR
            Agreement  has been duly  executed  and  delivered  by each of PHH and  Bishop's
            Gate,  and, upon the due  authorization,  execution and delivery by Assignor and
            Assignee,  will constitute the valid and legally  binding  obligation of PHH and
            Bishop's Gate,  enforceable against PHH and Bishop's Gate in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization, insolvency,  moratorium  or  other  similar  laws  now or  hereafter  in  effect relating to creditors'  rights  generally,  and by general  principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

(d)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by each of PHH and Bishop's Gate in connection  with the execution,  delivery or performance by PHH or Bishop's Gate of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

(e)   PHH shall  establish a Custodial  Account and an Escrow  Account  under the  Purchase,
            Warranties  and  Servicing  Agreement  in favor of Assignee  with respect to the
            Mortgage  Loans   separate  from  the  Custodial   Account  and  Escrow  Account
            previously  established under the Purchase,  Warranties and Servicing  Agreement in favor of Assignor;

(f)   No event has occurred  from the Closing Date to the date hereof which would render the representations  and warranties as to the related Mortgage Loans made by PHH and
            Bishop's Gate in Section 3.01 and Section 3.02 of the Purchase,  Warranties  and
            Servicing  Agreement,  with the exception of the  representations and warranties set forth in Section  3.02(o) and Section  3.02(p) of the  Purchase,  Warranties
            and Servicing Agreement, to be untrue in any material respect; and

(g)   Neither  this  AAR  Agreement  nor  any  certification,  statement,  report  or  other agreement,  document or  instrument  furnished or to be furnished by each of PHH and Bishop's Gate  pursuant to this AAR  Agreement  contains or will contain any materially  untrue  statement  of fact or  omits  or will  omit to  state a fact necessary to make the statements contained therein not misleading.

                                                 8

25.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

26.   PHH hereby  acknowledges that Wells Fargo Bank, N.A. (the "Master  Servicer") has been appointed  as the  master  servicer  of the  Mortgage  Loans  pursuant  to the  Pooling  and
Servicing  Agreement  (the  "Pooling and Servicing  Agreement"),  dated as of March 1, 2006, among  Structured Asset Mortgage  Investments II Inc. ("SAMI II"), the Assignee,  the Master
Servicer,  Wells Fargo Bank, N.A. as securities  administrator  and the Assignor.  PHH shall deliver all reports  required to be delivered  under the Purchase,  Warranties and Servicing
Agreement to:

            Wells Fargo Bank, N.A.
      9062 Old Annapolis Road
      Columbia, Maryland 21045
      Attention: BSALTA 2006-2
      Telecopier No.: (410) 715-2380

      Recognition of Assignee

27.   From and after the date hereof PHH and Bishop's  Gate shall  recognize the Assignee as owner of the Mortgage  Loans,  and  acknowledge  that the  Mortgage  Loans will be part of a
REMIC.  PHH will service the Mortgage Loans in accordance with the Purchase,  Warranties and
Servicing  Agreement,  but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the  imposition of a tax upon the REMIC  (including but not limited to the tax on prohibited  transactions  as defined in Section  860F(a)(2) of the
Code and the tax on  contributions  to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor,  PHH,  Bishop's Gate and the Assignee that this  Agreement shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  None of PHH,  Bishop's Gate or the Assignor shall amend or agree to amend, modify,  waiver,  or  otherwise  alter  any of the  terms  or  provisions  of the  Purchase,
Warranties  and  Servicing  Agreement,  which  amendment,   modification,  waiver  or  other
alteration  would in any way affect the Mortgage Loans without the prior written  consent of the Assignee.

      In  addition,  PHH  hereby  acknowledges  that  from and after  the date  hereof,  the
Mortgage  Loans will be subject to the terms and  conditions  of the Pooling  and  Servicing
Agreement  pursuant to which the Master  Servicer is required to monitor the  performance by
PHH of its servicing obligations under the Purchase,  Warranties and Servicing Agreement and has the  right to  enforce  the  obligations  of PHH  under  the  Purchase,  Warranties  and
Servicing  Agreement  with respect to the servicing of the Mortgage  Loans.  Such right will include, without limitation,  the right to terminate PHH under the Purchase,  Warranties and
Servicing  Agreement as provided therein,  the right to receive all remittances  required to be made by PHH under the Purchase,  Warranties and Servicing Agreement, the right to receive all monthly  reports  and other data  required to be  delivered  by PHH under the  Purchase,
Warranties  and  Servicing  Agreement,  the right to examine  the books and  records of PHH, indemnification  rights,  and the right to exercise  certain  rights of consent and approval relating to actions  taken by PHH. In  connection  therewith,  PHH hereby agrees to make all remittances required under the Purchase,  Warranties and Servicing Agreement with respect to the Mortgage  Loans to the Master  Servicer  for the benefit of the  Assignee in  accordance with the following wire transfer instructions:

                                                 9

            Bear Stearns BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400
      It is the intention of the Assignor, PHH, Bishop's Gate and the Assignee that this
Agreement will be a separate and distinct servicing agreement between the Assignee and PHH, to the extent of the Mortgage Loans, and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  None of PHH, Bishop's Gate or the
Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase, Warranties and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Assignee.
28.   Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (a) the  execution  and delivery of this AAR Agreement by the  Assignee is solely in its capacity as trustee (the  "Trustee")  for Bear Stearns  ALT-A
Trust 2006-2, Mortgage Pass-Through Certificates,  Series 2006-2 pursuant to the Pooling and
Servicing Agreement,  and not individually,  (b) each of the  representations,  undertakings and  agreements  herein made on behalf of Bear Stearns  ALT-A Trust 2006-2 (the  "Trust") is made and  intended  not as personal  representations,  undertakings  and  agreements  of the
Trustee but is made and  intended for the purpose of binding only the Trust and (c) under no circumstances  shall the Trustee be personally liable for the payment of any indebtedness or expenses  of the  Assignee  or the  Trust or be liable  for the  breach  or  failure  of any obligation,  representation,  warranty or covenant made or  undertaken by the Assignee,  the
Assignor  or the Trust under this  Agreement  or made or  undertaken  by the  Assignee,  the
Assignor or the Trust under the Purchase,  Warranties and Servicing Agreement or the Pooling
and Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations it may have under or pursuant to the terms of this AAR Agreement  shall be limited solely to the  assets  it  may  hold  as  trustee  for  Bear  Stearns  ALT-A  Trust  2006-2,  Mortgage
Pass-Through Certificates, Series 2006-2.

      PHH shall  indemnify and hold harmless the Assignor,  each  affiliate of the Assignor,
SAMI II, the Assignor,  Bear,  Stearns & Co. Inc. (the  "Underwriter") and each affiliate of the  Underwriter,  each  Person  (including,  but not limited  to, any Master  Servicer,  if applicable)  responsible for the preparation,  execution or filing of any report required to be  filed  with  the  Commission,  or for  execution  of a  certification  pursuant  to Rule
13a-14(d) or Rule  15d-14(d)  under the Exchange  Act,  each Person who controls any of such parties or the  Depositor  (within  the  meaning of  Section  15 of the  Securities  Act and
Section 20 of the Exchange Act); and the respective present and former directors,  officers, employees,  agents and  affiliates of each of the foregoing and of the Depositor  (each,  an
"Indemnified  Party"),  and shall hold each of them  harmless  from and  against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related costs, judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                                                 10

i.    (A) any untrue  statement of a material  fact  contained or alleged to be contained in any information,  report,  certification,  data, accountants' letter or other material  provided  under Section  11.18 of the Servicing  Agreement by or on behalf of PHH, or provided under Section 11.18 of the Servicing  Agreement by or on behalf of any  Subservicer,  Subcontractor  or  Third-Party  Originator
               (collectively,  the  "Company  Information"),  or (B) the omission or alleged omission to state in the Company  Information  a material fact required to be stated  in the  Company  Information  or  necessary  in  order  to  make  the statements  therein,  in the light of the circumstances under which they were made, not misleading;  provided, by way of clarification,  that clause (B) of this  paragraph  shall  be  construed  solely  by  reference  to the  Company
               Information and not to any other information  communicated in connection with a sale or  purchase  of  securities,  without  regard to whether  the Company
               Information or any portion  thereof is presented  together with or separately from such other information;

ii.   any breach by PHH of its obligations under this Section 11.18,  including particularly any failure by PHH, any  Subservicer,  any  Subcontractor  or any Third-Party
               Originator to deliver any information,  report,  certification,  accountants'
               letter or other  material  when and as  required  under this  Section  11.18, including  any  failure by PHH to  identify  pursuant  to  Section  11.20 any
               Subcontractor  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB;
iii.  any breach by PHH of a  representation  or warranty  set forth in Section  3.01 of the
               Servicing  Agreement or in a writing furnished pursuant to Section 3.01(q) of the  Servicing  Agreement  and made as of a date prior to the closing date of the  related  Securitization  Transaction,  to the extent that such breach is not cured by such closing date, or any breach by PHH of a  representation  or warranty in a writing furnished  pursuant to Section 3.01(q) of the Servicing
               Agreement to the extent made as of a date  subsequent  to such closing  date;
               or

iv.   the  negligence  bad  faith  or  willful  misconduct  of PHH in  connection  with  its performance under this Section 11.18.

      If the  indemnification  provided for herein is  unavailable or  insufficient  to hold harmless an Indemnified  Party,  then PHH agrees that it shall contribute to the amount paid or  payable  by such  Indemnified  Party as a  result  of any  claims,  losses,  damages  or liabilities  incurred by such  Indemnified  Party in such  proportion as is  appropriate  to reflect the relative fault of such Indemnified Party on the one hand and PHH on the other.

      In the case of any failure of performance  described in Section 11.18 of the Servicing
Agreement,  the Company shall promptly  reimburse the  Underwriter,  SAMI II and each Person responsible  for the  preparation,  execution  or filing of any report  required to be filed with the Commission,  or for execution of a certification pursuant to Rule 13a-14(d) or Rule
15d-14(d)  under the Exchange Act, for all costs  reasonably  incurred by each such party in order to  obtain  the  information,  report,  certification,  accountants'  letter  or other material not delivered as required by the Company,  any  Subservicer,  any  Subcontractor or
any Third-Party Originator.

                                                 11

      This  indemnification  shall  survive the  termination  of this AAR  Agreement  or the termination of any party to this AAR Agreement.

Modification of the Purchase, Warranties and Servicing Agreement
      10.   The Assignor and PHH hereby amend the Purchase, Warranties and Servicing
Agreement as follows:
      (a)   The following definitions shall be added to Section 1.01 of the Purchase,
Warranties and Servicing Agreement:
            Assignee:  JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through  Certificates,  Series
            2006-2.

            Commission or SEC:  The United States Securities and Exchange Commission.
            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.
            Exchange Act:  The Securities Exchange Act of 1934, as amended.

            Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.
            Nonrecoverable  Advance: Any advance previously made by the Servicer pursuant to
            Section 5.03 or any Servicing  Advance which,  in the good faith judgment of the
            Servicer,  may not be ultimately  recoverable  by the Servicer from  Liquidation
            Proceeds or  otherwise.  The  determination  by the Servicer  that it has made a
            Nonrecoverable  Advance,  shall be evidenced by an Officer's  Certificate of the
            Servicer  delivered to the Purchaser  and the Master  Servicer and detailing the reasons for such determination.

            Prepayment Charge:  Any prepayment premium, penalty or charge payable by a
            Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.
            Qualified Correspondent: Any Person from which PHH purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between PHH and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to PHH, in accordance with underwriting guidelines designated by
            PHH ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by PHH within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such
            Mortgage Loans were originated, used by PHH in origination of mortgage loans of the same type as the Mortgage Loans for PHH's own account or (y) the Designated
            Guidelines were, at the time such Mortgage Loans were underwritten, designated by PHH on a consistent basis for use by lenders in originating mortgage loans to be purchased by PHH; and (iv) PHH employed, at the time such Mortgage Loans were acquired by PHH, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by PHH.
            Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17
            C.F.R. ss.ss.229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518,
            70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
            SAMI II:  Structured Asset Mortgage Investments II Inc.

                                                 12

            Securities Act:  The Securities Act of 1933, as amended.
            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
            Servicing Criteria:  As of any date of determination, the "servicing criteria"
            set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only.  In the event of a conflict or inconsistency between the terms of Exhibit N and the text of Item 1122(d) of
            Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, PHH and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit N).
            Static Pool Information: Static pool information as described in Item
            1105(a)(1)-(3) and 1105(c) of Regulation AB.
            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of
            Regulation AB with respect to Mortgage Loans under the direction or authority of PHH or a Subservicer.
            Securities Administrator: Wells Fargo Bank, N.A., or any successor thereto.
            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by PHH.
            Trustee: JPMorgan Chase Bank, National Association.

  (b) The definition of Business Day in Section 1.01 is deleted in its entirety and replaced with the following:

                                                 13

  Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, New Jersey, Maryland or Minnesota, or (iii) a day on which banks in the States of New York, New Jersey, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

  (c) The definition of Principal Prepayment in Section 1.01 is deleted in its entirety and replaced with the following:

      Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any
Prepayment Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.
  (d) The definition of Subservicer in Section 1.01 is deleted in its entirety and replaced with the following:

      Subservicer: Any Person that services Mortgage Loans on behalf of PHH or any
Subservicer and is responsible for the performance (whether directly or through
Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by PHH under this Agreement or any Reconstitution
Agreement that are identified in Item 1122(d) of Regulation AB.
      (e)   Article III of the Agreement is hereby amended effective as of the date hereof by adding the following after the second sentence of Section 3.01(n):
      There has been no change in the servicing policies and procedures of the Servicer since the date of the Servicer's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement.
      (f)   Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):
      (p)   As of the date of each Securitization Transaction, and except as has been otherwise disclosed to the Purchaser, any Master Servicer and any Depositor: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the
Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Servicer's servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Servicer's financial condition that could have a material adverse impact on the performance by the Servicer of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the
Servicer that could be material to investors in the securities issued in such
Securitization Transaction; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item 1119 of
Regulation AB.
      (g)   Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):
      (q)   If so requested by the Purchaser or any Depositor on any date, PHH shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(p) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

                                                 14

  (h) The Subsection 3.02(nn) of the Purchase, Warranties and Servicing Agreement is
deleted in its entirety and replaced with the following:

  (nn)The Mortgagor has not notified the Servicer, and the Servicer has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

      (i)   Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(bbb):
      With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.
      (j)   Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the second sentence of Section 4.01:
      The Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the
Fair Credit Reporting Act and the applicable implementing regulations.
  (k) The last paragraph in Section 4.02 of the Purchase, Warranties and Servicing
Agreement is deleted and replaced with the following:

  The Servicer shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.  If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment
Charge by remitting such amount to the Master Servicer by the Distribution Date.
      (l)   Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:
      In determining the delinquency status of any Mortgage Loan, the Servicer will use delinquency recognition policies as described to and approved by the Purchaser, and shall revise these policies as requested by the Purchaser from time to time.
      (m)   Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

      Section 5.02      Statements to the Purchaser.
            On or before the fifth (5th)  Business Day of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports  substantially in the form of Exhibit E and Exhibit F attached  hereto with respect to the most recently ended Due
Period,  or in such  other  forms as may be  mutually  agreed  upon by  Servicer  and Master
Servicer.  Such monthly  accounting  reports shall include  information  as to the aggregate
Unpaid Principal  Balance of all Mortgage Loans, the scheduled  amortization of all Mortgage
Loans,  any  delinquencies  and the  amount  of any  Principal  Prepayments  as of the  most recently ended Record Date, and the status of all other  collection  efforts with respect to each Mortgage Loan, and all realized losses  detailed on a Form 332,  attached as Exhibit O, or in such other form as may be mutually  agreed upon by the Servicer and any related Master
Servicer.  Such monthly  reports  shall be  delivered to Purchaser in a mutually  acceptable electronic format.

                                                 15

            The Servicer  shall furnish to the Purchaser  during the term of this  Agreement such  periodic,  special or other  reports,  information  or  documentation,  whether or not provided  for herein,  as shall be  reasonably  requested by the  Purchaser  with respect to
Mortgage  Loans or REO  Properties  (provided,  the Purchaser  shall have given the Servicer reasonable  notice and opportunity to prepare such reports,  information or  documentation), including any reports,  information or documentation  reasonably required to comply with any regulations  of any  governmental  agency or body  having  jurisdiction  over the  Purchaser
(including  but not limited to Items  11.22,  11.23 and 11.24 of  Regulation  AB),  all such reports  or  information  to be as  provided  by  and in  accordance  with  such  applicable instructions  and directions as the Purchaser may reasonably  request.  The Servicer  agrees to execute and deliver all such instruments and take all such action as the Purchaser,  from time to time,  may  reasonably  request in order to effectuate the purposes and to carry out the terms of this Agreement.

      The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.
      In addition, not more than sixty (60) days after the end of each calendar year, the
Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.
  (n) The following is added as Subsection 4.05(ix) of the Purchase, Warranties and
Servicing Agreement:

  (ix)  to reimburse itself for any Nonrecoverable Advances.

      (o) Section 6.04 of the Purchase, Warranties and Servicing Agreement is deleted in its entirety and replaced with the following:
            Section 6.04      Annual Statement as to Compliance; Annual Certification.
      (a)   The Servicer will deliver to the Purchaser and any Master Servicer, not later than March 1st of each calendar year beginning in 2007, an Officers' Certificate acceptable to the Purchaser (an "Annual Statement of Compliance") stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year (or applicable period thereof) and of performance under this Agreement or other applicable servicing agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement during such period in all material respects throughout such calendar year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Annual Statement of
Compliance shall contain no restrictions or limitations on its use.  Copies of such statement shall be provided by the Servicer to the Purchaser upon request and by the
Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Servicer shall deliver an officer's certificate
(an "Annual Certification") of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

                                                16

      (b)   With respect to any Mortgage Loans that are the subject of a Securitization
Transaction, by March 1st of each calendar year beginning in 2007, an officer of the
Servicer shall execute and deliver an Annual Certification to the Purchaser, any Master
Servicer and any related Depositor for the benefit of each such entity and such entity's affiliates and the officers, directors and agents of any such entity and such entity's affiliates, in the form attached hereto as Exhibit J.  In the event that the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a
Subservicer, the Servicer shall deliver an Annual Certification of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.
      (c)   If the Servicer cannot deliver the related Annual Statement of Compliance or
Annual Certification by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Servicer to deliver such Annual Statement of Compliance or
Annual Certification, but in no event later than March 10th of such year.
      Failure of the Servicer to timely comply with this Section 6.04 shall be deemed an
Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as set forth in Section 6.04(c) and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the
Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01.  Such termination shall be considered with cause pursuant to
Section 10.01 of this Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.
      (p)   Section 6.05 shall be deleted, and replaced with the following:

      Section 6.05      [Reserved].
      (q)   Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.07:
      Section 6.07      Assessment of Compliance with Servicing Criteria.
      On and after January 1, 2006, the Servicer shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.
      With respect to any Mortgage Loans that are the subject of a Securitization
Transaction, the Servicer shall deliver to the Purchaser or its designee, any Master
Servicer and any Depositor on or before March 1st of each calendar year beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Purchaser, any
Master Servicer and any Depositor regarding the Servicer's assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and
15d-18 of the Exchange Act and Item 1122 of Regulation AB, or as otherwise required by the
Master Servicer, which as of the date hereof, require a report by an authorized officer of the Servicer that contains the following:
      (a)   A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

                                                 17

      (b)   A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;
      (c)   An assessment by such officer of the Servicer's compliance with the applicable
Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;
      (d)   A statement that a registered public accounting firm has issued an attestation report on the Servicer's Assessment of Compliance for the period consisting of the preceding calendar year; and
      (e)   A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.
      Such report at a minimum shall address each of the Servicing Criteria in Exhibit N hereto identified as applicable to the Servicer delivered to the Purchaser concurrently with the execution of this Agreement.
      With respect to any Mortgage Loans that are the subject of a Securitization
Transaction, on or before March 1st of each calendar year beginning in 2007, PHH shall furnish to the Purchaser or its designee, any Master Servicer and any Depositor a report
(an "Attestation Report") by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.
      The Servicer shall cause each Subservicer, and each Subcontractor determined by the
Servicer pursuant to Section 11.19 to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in Sections 6.07.
      If the Servicer cannot deliver the related Assessment of Compliance or Attestation
Report by March 1st of such year, the Purchaser, at its sole option, may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.
      Failure of the Servicer to timely comply with this Section 6.07 shall be deemed an
Event of Default, automatically, without notice and without any cure period, unless otherwise agreed to by the Purchaser as described herein, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section
9.01.  Such termination shall be considered with cause pursuant to Section 10.01 of this
Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.
      (r)   Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

                                                 18

      Section 6.08      Intent of the Parties; Reasonableness.
      The Purchaser and PHH acknowledge and agree that a purpose of Sections 3.01(p), 5.02,
6.04,6.07 and 11.18 of this Agreement is to facilitate compliance by the Purchaser and any
Depositor with the provisions of Regulation AB and related rules and regulations of the
Commission. None of the Purchaser, any Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the
Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization
Transaction, PHH shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), and Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, any Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to PHH, any
Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the
Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.
      (s)   The  following  shall be added as the second  paragraph  of Section  8.01 of the
Purchase, Warranties and Servicing Agreement.

      "The Master Servicer shall indemnify and hold harmless the Servicer and its affiliates, and in each case, its officers, directors and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Master
Servicer or any of its officers, directors, agents or affiliates of its obligations in connection with the preparation, filing and certification of any Form 10-K under Section
3.18 of the Pooling and Servicing Agreement or the negligence, bad faith or willful misconduct of the Master Servicer in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Servicer and its affiliates, and in each case, its officers, directors and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by any Servicer (as defined in the Pooling and Servicing Agreement), other than the Servicer (as defined in this Agreement), of its obligations in connection with any back-up certification (or any other back-up documents)
to any certification of any Form 10-K required to be provided by the Master Servicer, but solely to the extent the Master Servicer receives amounts from such Servicer in connection with any indemnification provided by such Servicer (in each case as defined in the Pooling and Servicing Agreement) to the Master Servicer."
      (t)   Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following (new text underlined):

                                                 19

      Then,  and in each and every such case,  so long as an Event of Default shall not have been remedied,  the  Purchaser,  by notice in writing to PHH (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above, or as otherwise stated herein,  in which case,  automatically  and without  notice) may, in addition to whatever rights the Purchaser may  have  under  Sections  3.03  and 8.01 and at law or  equity  or to  damages,  including injunctive relief and specific performance,  terminate all the rights and obligations of PHH
(and if PHH is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer  reasonably  acceptable to any Master Servicer for such Securitization
Transaction)  under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating PHH for the same.

      (u)   Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:
      The Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser, such as a master  servicer) and any Depositor,  as applicable,  for all reasonable  expenses incurred by the Purchaser (or such  designee) or such  Depositor,  as such are incurred,  in connection  with the  termination  of PHH as servicer  and the  transfer of servicing of the
Mortgage Loans to a successor  servicer.  The  provisions of this paragraph  shall not limit whatever  rights the  Purchaser or any  Depositor  may have under other  provisions  of this
Agreement and/or any applicable Reconstitution Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

      (v)   Section 11.04 of the Purchase, Warranties and Servicing Agreement shall be deleted in its entirety and replaced with the following:
      This Agreement and the related Confirmation shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.
      (w)   Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section 11.18 in its entirety as follows:
      Section 11.18.    Cooperation of Company with a Reconstitution.
      The Company and the Purchaser agree that with respect to some or all of the Mortgage
Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution
Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a
"Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:
      (a)   one or more third party purchasers in one or more in whole loan transfers
(each, a "Whole Loan Transfer"); or
      (b)   one or more trusts or other entities to be formed as part of one or more
Securitization Transactions.
      The Company agrees to execute in connection with any agreements among the Purchaser,
PHH, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser's request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").  It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of
Company than are contained in this Agreement.  Notwithstanding anything to the contrary in this Section 11.18, PHH agrees that it is required to perform the obligations described in
Exhibit K hereto.

                                                 20

      With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, PHH agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures;
(2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser as are customary in the industry; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such
Reconstitution (each, a "Reconstitution Date").
      In addition, PHH shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:
      (i)   any and all information and appropriate verification of information which may be reasonably available to PHH, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;
      (ii)  such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of PHH as are reasonably agreed upon by PHH and the Purchaser or any such other participant;
      (iii) within 5 Business Days after request by the Purchaser, the information with respect to PHH (as originator) and each Third-Party Originator of the Mortgage Loans as required under Item 1110(a) and (b) of Regulation AB, a summary of the requirements of which has of the date hereof is attached hereto as Exhibit M for convenience of reference only, as determined by Purchaser in its sole reasonable discretion.  If requested by the
Purchaser, this will include information about the applicable credit-granting or underwriting criteria;
      (iv)  within 5 Business Days after request by the Purchaser, PHH shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) PHH, if PHH is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified
Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by PHH (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To the
extent that there is reasonably available to PHH (or Third-Party Originator) Static Pool
Information with respect to more than one mortgage loan type, the Purchaser or any
Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by PHH, and need not be customized for the Purchaser or any
Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the
Static Pool Information is to be included or incorporated by reference. The Static Pool
Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

                                                 21

      (w)   within 5 Business Days after request by the Purchaser, information with respect to PHH (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit M for convenience of reference only, as determined by Purchaser in its sole discretion.  In the event that
PHH has delegated any servicing responsibilities with respect to the Mortgage Loans to a
Subservicer, PHH shall provide the information required pursuant to this clause with respect to the Subservicer;
      (vi)  within 5 Business Days after request by the Purchaser,
            (a) information regarding any legal proceedings pending (or known to be contemplated) against PHH (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as
      Exhibit M for convenience of reference only, as determined by Purchaser in its sole discretion,
            (b) information regarding affiliations with respect to PHH (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit M for convenience of reference only, as determined by Purchaser in its sole discretion, and
            (c) information regarding relationships and transactions with respect to PHH
      (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit M for convenience of reference only, as determined by Purchaser in its sole discretion;
      (vii) if so requested by the Purchaser, PHH shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this
Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to
PHH's or Third-Party Originator's originations or purchases, to calendar months commencing
January 1, 2006, or to any financial information included in any other disclosure provided under this Section 11.18, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the
Purchaser or such Depositor shall designate, which may include, by way of example, any
Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such
Depositor;
      (viii) for the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, PHH shall (or shall cause each
Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any
Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving PHH, any Subservicer or any Third-Party Originator, (B) any
affiliations or relationships that develop following the closing date of a Securitization
Transaction between PHH, any Subservicer or any Third-Party Originator and any of the
parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization
Transaction, (C) any Event of Default under the terms of this Agreement or any
Reconstitution Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of PHH, and (E) PHH's entry into an agreement with a Subservicer to perform or assist in the performance of any of PHH's obligations under this Agreement or any
Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

                                                 22

      All notification pursuant to this Section 11.18(viii), other than those pursuant to
Section 11.18(viii)(i)(A), should be sent to:
      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com
      With a copy to:
      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564
      Notifications pursuant to Section 11.18(viii)(i)(A) should be sent to:
      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555
      With copies to:
      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564
      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com
      (ix) as a condition to the succession to PHH or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which PHH or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to PHH or any Subservicer, PHH shall provide to the Purchaser, any Master
Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to any class of asset-backed securities;

                                                 23

      (x) in addition to such information as PHH, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any
Securitization Transaction that includes any of the Mortgage Loans serviced by PHH or any
Subservicer, PHH or such Subservicer, as applicable, shall, to the extent PHH or such
Subservicer has knowledge, provide to the party responsible for filing such report
(including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):
                  (A)   any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);
                  (B)   material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and
                  (C)   information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and
      (xi) PHH shall provide to the Purchaser, any Master Servicer and any Depositor,
evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to PHH or any
Subservicer or PHH or such Subservicer's performance hereunder.
      In the event of a conflict or inconsistency between the terms of Exhibit M and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.
      The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer)
responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the
Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the
Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified
Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:
      (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants' letter or other material provided under this Section 11.18 by or on behalf of PHH, or provided under this Section
11.18 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator
(collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause
(B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                                                 24

      (ii) any breach by PHH of its obligations under this Section 11.18, including particularly any failure by PHH, any Subservicer, any Subcontractor or any Third-Party
Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 11.18, including any failure by PHH to identify pursuant to Section 11.19 any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB;
      (iii) any breach by PHH of a representation or warranty set forth in Section 3.01 or in a writing furnished pursuant to Section 3.01(q) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by PHH of a representation or warranty in a writing furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or
                  (iv) the negligence  bad faith or willful  misconduct of PHH in connection with its performance under this Section 11.18.

            If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an Indemnified  Party,  then PHH agrees that it shall contribute to the amount paid or payable by such  Indemnified  Party as a result of any  claims,  losses,  damages or liabilities  incurred by such  Indemnified  Party in such  proportion as is  appropriate  to reflect the relative fault of such Indemnified Party on the one hand and PHH on the other.

            In the case of any failure of performance  described  above,  PHH shall promptly reimburse the Purchaser,  any Depositor, as applicable,  and each Person responsible for the preparation,  execution  or filing of any report  required  to be filed with the  Commission with  respect  to such  Securitization  Transaction,  or for  execution  of a  certification pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the Exchange Act with respect to such
Securitization  Transaction,  for all costs reasonably  incurred by each such party in order to obtain the information, report, certification,  accountants' letter or other material not delivered  as  required  by PHH,  any  Subservicer,  any  Subcontractor  or any  Third-Party
Originator.

            This  indemnification  shall survive the  termination  of this  Agreement or the termination of any party to this Agreement.

      All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related
Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

                                                 25

      (x)   Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.19:
      Section 11.19. Use of Subservicers and Subcontractors.
      (a)   The Servicer shall not hire or otherwise utilize the services of any
Subservicer to fulfill any of the obligations of the Servicer as servicer under this
Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the
Servicer as servicer under this Agreement or any Reconstitution Agreement unless the
Servicer complies with the provisions of paragraphs (c) and (d) of this Section.
      (b)   The Servicer shall cause any Subservicer used by the Servicer (or by any
Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.01(p), 6.04, 6.07 and 11.18 of this
Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 11.18(viii) of this
Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser, any Master Servicer and any Depositor any Annual Statement of
Compliance required to be delivered by such Subservicer under Section 6.04(a), any
Assessment of Compliance and Attestation Report required to be delivered by such
Subservicer under Section 6.07 and any Annual Certification required under Section 6.04(b)
as and when required to be delivered.
      (c)   The Servicer shall promptly upon request provide to the Purchaser, any Master
Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, any Master
Servicer and such Depositor) of the role and function of each Subcontractor utilized by PHH or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.
      (d)   As a condition to the utilization of any Subcontractor determined to be
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any
Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.07 and 11.18 of this Agreement to the same extent as if such
Subcontractor were PHH. The Servicer shall be responsible for obtaining from each
Subcontractor and delivering to the Purchaser and any Depositor any Assessment of
Compliance and Attestation Report and the other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.07, in each case as and when required to be delivered.
      (y)   Article XII of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:
      Section 11.20. Third-Party Beneficiary.
      For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.
      (z)   The Agreement is hereby amended effective as of the date hereof by deleting
Exhibit E in its entirety and replacing it with the following:

                                                 26

                                            EXHIBIT E
                                MONTHLY REPORTING[OBJECT OMITTED]
                           Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------
                                                            -----------------------------------
Column Name        Description                              Decimal Format             Max
                                                                    Comment            Size
-----------------------------------------------------------------------------------------------
SER_INVESTOR_NBR   A value assigned by the Servicer to              Text up to 10           20
                   define a group of loans.                         digits
-----------------------------------------------------------------------------------------------
LOAN_NBR           A unique identifier assigned to each             Text up to 10           10
                   loan by the investor.                            digits
-----------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR  A unique number assigned to a loan by            Text up to 10           10
                   the Servicer.  This may be different             digits
                   than the LOAN_NBR.
-----------------------------------------------------------------------------------------------
BORROWER_NAME      The borrower name as received in the             Maximum length of       30
                   file.  It is not separated by first and          30 (Last, First)
                   last name.
-----------------------------------------------------------------------------------------------
SCHED_PAY_AMT      Scheduled monthly principal and             2    No commas(,) or         11
                   scheduled interest payment that a                dollar signs ($)
                   borrower is expected to pay, P&I
                   constant.
-----------------------------------------------------------------------------------------------
NOTE_INT_RATE      The loan interest rate as reported by       4    Max length of 6          6
                   the Servicer.
-----------------------------------------------------------------------------------------------
NET_INT_RATE       The loan gross interest rate less the       4    Max length of 6          6
                   service fee rate as reported by the
                   Servicer.
-----------------------------------------------------------------------------------------------
SERV_FEE_RATE      The servicer's fee rate for a loan as       4    Max length of 6          6
                   reported by the Servicer.
-----------------------------------------------------------------------------------------------
SERV_FEE_AMT       The servicer's fee amount for a loan as     2    No commas(,) or         11
                   reported by the Servicer.                        dollar signs ($)
-----------------------------------------------------------------------------------------------
NEW_PAY_AMT        The new loan payment amount as reported     2    No commas(,) or         11
                   by the Servicer.                                 dollar signs ($)
-----------------------------------------------------------------------------------------------
NEW_LOAN_RATE      The new loan rate as reported by the        4    Max length of 6          6
                   Servicer.
-----------------------------------------------------------------------------------------------
ARM_INDEX_RATE     The index the Servicer is using to          4    Max length of 6          6
                   calculate a forecasted rate.
-----------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL  The borrower's actual principal balance     2    No commas(,) or         11
                   at the beginning of the processing cycle.        dollar signs ($)
-----------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL  The borrower's actual principal balance     2    No commas(,) or         11
                   at the end of the processing cycle.              dollar signs ($)
-----------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DThe date at the end of processing cycle          MM/DD/YYYY              10
                   that the borrower's next payment is due
                   to the Servicer, as reported by Servicer.
-----------------------------------------------------------------------------------------------
SERV_CURT_AMT_1    The first curtailment amount to be          2    No commas(,) or         11
                   applied.                                         dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_DATE_1   The curtailment date associated with the         MM/DD/YYYY              10
                   first curtailment amount.
-----------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1    The curtailment interest on the first       2    No commas(,) or         11
                   curtailment amount, if applicable.               dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_AMT_2    The second curtailment amount to be         2    No commas(,) or         11
                   applied.                                         dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_DATE_2   The curtailment date associated with the         MM/DD/YYYY              10
                   second curtailment amount.
-----------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2    The curtailment interest on the second      2    No commas(,) or         11
                   curtailment amount, if applicable.               dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_AMT_3    The third curtailment amount to be          2    No commas(,) or         11
                   applied.                                         dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_DATE_3   The curtailment date associated with the         MM/DD/YYYY              10
                   third curtailment amount.
-----------------------------------------------------------------------------------------------

                                                 27

CURT_ADJ_AMT_3     The curtailment interest on the third       2    No commas(,) or         11
                   curtailment amount, if applicable.               dollar signs ($)
-----------------------------------------------------------------------------------------------
PIF_AMT            The loan "paid in full" amount as           2    No commas(,) or         11
                   reported by the Servicer.                        dollar signs ($)
-----------------------------------------------------------------------------------------------
PIF_DATE           The paid in full date as reported by the         MM/DD/YYYY              10
                   Servicer.
-----------------------------------------------------------------------------------------------
                                                                    Action Code Key:         2
                                                                    15=Bankruptcy,
                                                                    30=Foreclosure, ,
                                                                    60=PIF,
                                                                    63=Substitution,
                                                                    65=Repurchase,70=REO
                                                            -----------------------------------
ACTION_CODE        The standard FNMA numeric code used to
                   indicate the default/delinquent status
                   of a particular loan.
-----------------------------------------------------------------------------------------------
INT_ADJ_AMT        The amount of the interest adjustment as    2    No commas(,) or         11
                   reported by the Servicer.                        dollar signs ($)
-----------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_The Soldier and Sailor Adjustment           2    No commas(,) or         11
                   amount, if applicable.                           dollar signs ($)
-----------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT   The Non Recoverable Loan Amount, if         2    No commas(,) or         11
                   applicable.                                      dollar signs ($)
-----------------------------------------------------------------------------------------------
LOAN_LOSS_AMT      The amount the Servicer is passing as a     2    No commas(,) or         11
                   loss, if applicable.                             dollar signs ($)
-----------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL The scheduled outstanding principal         2    No commas(,) or         11
                   amount due at the beginning of the cycle         dollar signs ($)
                   date to be passed through to investors.
-----------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL The scheduled principal balance due to      2    No commas(,) or         11
                   investors at the end of a processing             dollar signs ($)
                   cycle.
-----------------------------------------------------------------------------------------------
SCHED_PRIN_AMT     The scheduled principal amount as           2    No commas(,) or         11
                   reported by the Servicer for the current         dollar signs ($)
                   cycle -- only applicable for
                   Scheduled/Scheduled Loans.
-----------------------------------------------------------------------------------------------
SCHED_NET_INT      The scheduled gross interest amount less    2    No commas(,) or         11
                   the service fee amount for the current           dollar signs ($)
                   cycle as reported by the Servicer --
                   only applicable for Scheduled/Scheduled
                   Loans.
-----------------------------------------------------------------------------------------------
ACTL_PRIN_AMT      The actual principal amount collected by    2    No commas(,) or         11
                   the Servicer for the current reporting           dollar signs ($)
                   cycle -- only applicable for
                   Actual/Actual Loans.
-----------------------------------------------------------------------------------------------
ACTL_NET_INT       The actual gross interest amount less       2    No commas(,) or         11
                   the service fee amount for the current           dollar signs ($)
                   reporting cycle as reported by the
                   Servicer -- only applicable for
                   Actual/Actual Loans.
-----------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMTThe penalty amount received when a          2    No commas(,) or         11
                   borrower prepays on his loan as reported         dollar signs ($)
                   by the Servicer.
-----------------------------------------------------------------------------------------------
PREPAY_PENALTY_    The prepayment penalty amount for the       2    No commas(,) or         11
WAIVED             loan waived by the servicer.                     dollar signs ($)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
MOD_DATE           The Effective Payment Date of the                MM/DD/YYYY              10
                   Modification for the loan.
-----------------------------------------------------------------------------------------------
MOD_TYPE           The Modification Type.                           Varchar - value         30
                                                                    can be alpha or
                                                                    numeric
-----------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_The current outstanding principal and       2    No commas(,) or         11
                   interest advances made by Servicer.              dollar signs ($)
-----------------------------------------------------------------------------------------------

                                                 28

      (aa)  The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit F:
                                            EXHIBIT F
                             REPORTING DATA FOR DEFAULTED LOANS
                         Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------
   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CLIENT_NBR                Servicer Client Number
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_FIRST_NAME       First Name of the Borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_LAST_NAME        Last name of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ADDRESS              Street Name and Number of Property
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_STATE                The state where the  property
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ZIP                  Zip code where the property is
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

                                                 29

REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OCCUPANT_CODE             Classification of how the property
                          is occupied.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
If applicable:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------

                                                 30

Exhibit 2: Standard File Codes - Delinquency Reporting
The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-    Approved Assumption
o     BAP-      Borrower Assistance Program
o     CO-    Charge Off
o     DIL-        Deed-in-Lieu
o     FFA-        Formal Forbearance Agreement
o     MOD-        Loan Modification
o     PRE-        Pre-Sale
o     SS-         Short Sale
o     MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.
The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant
The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------

                                                 31

               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

      (bb)  The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit J:

                                                 32

                                            EXHIBIT J
                                  FORM OF COMPANY CERTIFICATION
Re:   The [ ] agreement dated as of [     l, 200[ ] (the "Agreement"), among [IDENTIFY
PARTIES]
      I, ____________________________, the _______________________ of [NAME OF COMPANY]
(the "Company"), certify to [the Purchaser], [the Depositor], and the Master Servicer
[Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:
            I have reviewed the servicer compliance statement of PHH provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of PHH's compliance with the servicing criteria set forth in Item 1122(d)
      of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and
      Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and
      15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation
      Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by PHH during 200[ ] that were delivered by PHH to the Master Servicer pursuant to the Agreement (collectively, the
      "Company Servicing Information");
            Based on my knowledge, PHH Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by PHH Servicing Information;
            Based on my knowledge, all of PHH Servicing Information required to be provided by PHH under the Agreement has been provided to the Master Servicer;
            I am responsible for reviewing the activities performed by PHH as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance
      Statement, the Servicing Assessment or the Attestation Report, PHH has fulfilled its obligations under the Agreement in all material respects; and
The Compliance Statement required to be delivered by PHH pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by PHH and by any
Subservicer and Subcontractor pursuant to the Agreement, have been provided to the Master
Servicer.  Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer.  Any material instance of noncompliance with the
Servicing Criteria has been disclosed in such reports.
      (cc)  The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

                                                33

                                            EXHIBIT K
                               COMPANY'S OBLIGATIONS IN CONNECTION
                                      WITH A RECONSTITUTION
o     The Company  shall (i) possess the ability to service to a  securitization  documents;
      (ii)  service  on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through  the liquidation of an REO Property),  (iii) make compensating interest payments on payoffs and (iv) remit and report to a master  servicer  in format  acceptable  to such master servicer by the 10th calendar day of each month.
o     The Company shall provide an acceptable annual certification  (officer's  certificate)
      to the master servicer (as required by the  Sarbanes-Oxley Act of 2002) as well as any other annual  certifications  required under the  securitization  documents  (i.e. the annual statement as to  compliance/annual  independent  certified public  accountants'
      servicing report due by March 1st of each year).
o     The Company shall allow for the  Purchaser,  the master  servicer or their designee to perform a review of audited financials and net worth of PHH.
o     The Company shall provide  information on each  Custodial  Account as requested by the master  servicer or the Purchaser,  and each Custodial  Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.
o     The Company shall maintain its servicing  system in accordance  with the  requirements of the master servicer.

      (dd)  The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:
                                         EXHIBIT L
                                  SUMMARY OF REGULATION AB
                                     SERVICING CRITERIA
NOTE: This Exhibit L is provided for convenience of reference only.  In the event of a conflict or inconsistency between the terms of this Exhibit M and the text of Regulation
AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.
Item 1122(d)
(a)   General servicing considerations.
(1)   Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.
(2)   If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's  performance and compliance with such servicing activities.
(3)   Any requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.
(4)   A  fidelity  bond  and  errors  and  omissions  policy  is  in  effect  on  the  party participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required  by and  otherwise  in  accordance  with  the  terms  of the  transaction agreements.
(b)   Cash collection and administration.
(1)   Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.

                                                 34

(2)   Disbursements  made via wire  transfer on behalf of an obligor or to an  investor  are made only by authorized personnel.
(3)   Advances of funds or guarantees  regarding  collections,  cash flows or distributions, and any interest or other fees charged for such  advances,  are made,  reviewed and approved as specified in the transaction agreements.
(4)   The related  accounts for the  transaction,  such as cash reserve accounts or accounts established  as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to commingling of cash) as set forth in the transaction agreements.
(5)   Each custodial account is maintained at a federally insured depository  institution as set  forth  in the  transaction  agreements.  For  purposes  of this  criterion,  "federally insured  depository  institution"  with respect to a foreign  financial  institution means a foreign  financial  institution  that  meets the  requirements  of Rule  13k-1(b)(1)  of the
Securities Exchange Act.
(6)   Unissued checks are safeguarded so as to prevent unauthorized access.
(7)   Reconciliations  are  prepared  on a  monthly  basis for all  asset-backed  securities related bank  accounts,  including  custodial  accounts and related bank clearing  accounts.
These reconciliations are (A) mathematically  accurate; (B) prepared within 30 calendar days after  the bank  statement  cutoff  date,  or such  other  number of days  specified  in the transaction  agreements;  (C)  reviewed  and  approved by someone  other than the person who prepared the  reconciliation;  and (D) contain  explanations  for reconciling  items.  These reconciling items are resolved within 90 calendar days of their original identification,  or such other number of days specified in the transaction agreements.
(c)   Investor remittances and reporting.
(1)   Reports to investors,  including those to be filed with the Commission, are maintained in accordance  with the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information  calculated in accordance with the terms  specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors'  or the trustee's records as to the total unpaid  principal  balance and number of mortgage  loans serviced by the Servicer.
(2)   Amounts due to investors are allocated  and remitted in  accordance  with  timeframes, distribution priority and other terms set forth in the transaction agreements.
(3)   Disbursements  made  to an  investor  are  posted  within  two  business  days  to the
Servicer's  investor  records,  or such other number of days  specified  in the  transaction agreements.
(4)   Amounts  remitted to investors per the investor  reports agree with cancelled  checks, or other form of payment, or custodial bank statements.

                                                 35

(d)   Mortgage Loan administration.
(1)   Collateral or security on mortgage loans is maintained as required by the  transaction agreements or related mortgage loan documents.
(2)   Mortgage loan and related  documents are  safeguarded  as required by the  transaction agreements.
(3)   Any  additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
(4)   Payments on  mortgage  loans,  including  any  payoffs,  made in  accordance  with the related mortgage loan documents are posted to the Servicer's  obligor records  maintained no more than two business  days after  receipt,  or such other number of days  specified in the transaction agreements,  and allocated to principal,  interest or other items (e.g., escrow)
in accordance with the related mortgage loan documents.
(5)   The Servicer's  records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
(6)   Changes  with  respect to the terms or status of an  obligor's  mortgage  loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.
(7)   Loss mitigation or recovery actions (e.g., forbearance plans,  modifications and deeds in lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are initiated, conducted and concluded in accordance with the timeframes or other requirements  established by the transaction agreements.
(8)   Records  documenting  collection  efforts are maintained  during the period a mortgage loan is  delinquent  in  accordance  with  the  transaction  agreements.  Such  records  are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity's  activities in monitoring  delinquent  mortgage loans including,  for example,  phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
(9)   Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable rates are computed based on the related mortgage loan documents.
(10)  Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's  mortgage loan documents,  on at least an annual basis, or such other period specified in the transaction agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with applicable mortgage loan documents and state laws;  and (C) such funds are returned to the obligor within 30 calendar days  of full  repayment  of the  related  mortgage  loans,  or such  other  number  of days specified in the transaction agreements.

                                                 36

(11)  Payments made on behalf of an obligor (such as tax or insurance  payments) are made on or before the related penalty or expiration  dates, as indicated on the appropriate bills or notices for such  payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates,  or such other number of days  specified in the transaction agreements.
(12)  Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late payment was due to the obligor's error or omission.
(13)  Disbursements  made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer,  or such other number of days specified in the transaction agreements.
(14)  Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
(15)  Any external  enhancement or other support,  identified in Item 1114(a)(1) through (3)
or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

      (ee)  The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:
                                         EXHIBIT M
                      SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS
NOTE:  This  Exhibit M is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this  Exhibit M and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)
      -Provide static pool  information  with respect to mortgage loans that were originated or purchased by PHH and which are of the same type as the Mortgage Loans.

      -Provide  static  pool  information  regarding  delinquencies,  cumulative  losses and prepayments for prior securitized pools of PHH.

      -If PHH has less than 3 years experience  securitizing  assets of the same type as the
Mortgage Loans,  provide the static pool information by vintage  origination years regarding loans  originated  or  purchased  by PHH,  instead of by prior  securitized  pool. A vintage origination year represents mortgage loans originated during the same year.

      -Such  static pool  information  shall be for the prior five years,  or for so long as
PHH has been originating or purchasing (in the case of data by vintage  origination year) or securitizing  (in the case of data by prior  securitized  pools) such mortgage  loans if for less than five years.

      -The static pool information for each vintage  origination  year or prior  securitized pool, as applicable,  shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

                                                 37

      -Provide  summary   information  for  the  original   characteristics   of  the  prior
securitized  pools or vintage  origination  years,  as applicable  and material,  including:
number of pool assets,  original  pool  balance,  weighted  average  initial  loan  balance, weighted  average  mortgage  rate,  weighted  average and minimum and maximum FICO,  product type, loan purpose,  weighted average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)
      Provide the  following  information  with respect to each  servicer that will service, including  interim  service,  20% or more of the  mortgage  loans in any  loan  group in the securitization issued in the Securitization Transaction:

      -a description of PHH's form of organization;

      -a  description  of how long PHH has been  servicing  residential  mortgage  loans;  a general  discussion of PHH's  experience  in servicing  assets of any type as well as a more detailed  discussion of PHH's  experience in, and  procedures for the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information regarding the size,  composition  and growth of PHH's  portfolio of mortgage loans of the type similar to the Mortgage Loans and  information on factors related to PHH that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed  securities,  as applicable,  including  whether any default or  servicing  related  performance  trigger has occurred  as to any other  securitization  due to any act or failure to act of PHH,  whether
any  material   noncompliance   with   applicable   servicing   criteria  as  to  any  other
securitization  has been  disclosed  or reported by PHH, and the extent of  outsourcing  PHH uses;

      -a  description  of any  material  changes  to PHH's  policies  or  procedures  in the servicing  function it will perform under this Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

      -information  regarding  PHH's  financial  condition  to the  extent  that  there is a material  risk that the  effect on one or more  aspects  of  servicing  resulting  from such financial  condition  could  have a material  impact on the  performance  of the  securities issued in the  Securitization  Transaction,  or on servicing  of mortgage  loans of the same asset type as the Mortgage Loans;

      -any special or unique  factors  involved in  servicing  loans of the same type as the
Mortgage Loans, and PHH's processes and procedures designed to address such factors;

      -statistical  information regarding principal and interest advances made by PHH on the
Mortgage Loans and PHH's overall servicing portfolio for the past three years; and

      -PHH's process for handling delinquencies,  losses,  bankruptcies and recoveries, such as  through  liquidation  of REO  Properties,  foreclosure,  sale of the  Mortgage  Loans or workouts.

Item 1110(a)
      -Identify any originator or group of affiliated  originators  that  originated,  or is expected  to  originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in the securitization issued in the Securitization Transaction.

                                                 38

Item 1110(b)
      Provide  the  following  information  with  respect  to any  originator  or  group  of affiliated  originators  that  originated,  or is expected to originate,  20% or more of the mortgage  loans  in any  loan  group  in the  securitization  issued  in the  Securitization
Transaction:

      -PHH's form of organization; and

      -a  description  of PHH's  origination  program  and how long PHH has been  engaged in originating  residential  mortgage  loans,  which  description  must include a discussion of
PHH's  experience in  originating  mortgage loans of the same type as the Mortgage Loans and information  regarding the size and  composition of PHH's  origination  portfolio as well as information  that may be material to an analysis of the  performance of the Mortgage  Loans, such as PHH's  credit-granting or underwriting  criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117
      -describe any legal  proceedings  pending  against PHH or against any of its property, including any proceedings known to be contemplated by governmental authorities,  that may be material to the holders of the securities issued in the Securitization Transaction.

Item 1119(a)
      -describe any  affiliations  of PHH, each other  originator of the Mortgage  Loans and each Subservicer with the sponsor,  depositor,  issuing entity, trustee, any originator, any other  servicer,  any  significant  obligor,  enhancement  or support  provider or any other material parties related to the Securitization Transaction.

Item 1119(b)
      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  entered  into  outside of the  ordinary  course of business or on terms other than those  obtained in an arm's length  transaction  with an unrelated  third party,  apart from the  Securitization  Transaction,  between PHH,  each other  originator of the Mortgage
Loans and each Subservicer,  or their respective affiliates,  and the sponsor,  depositor or issuing entity or their respective  affiliates,  that exists currently or has existed during the  past two  years,  that may be  material  to the  understanding  of an  investor  in the securities issued in the Securitization Transaction.

Item 1119(c)
      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding   involving  or  relating  to  the  Mortgage   Loans  or  the   Securitization
Transaction,  including the material terms and approximate  dollar amount involved,  between
PHH, each other originator of the Mortgage Loans and each  Subservicer,  or their respective affiliates  and the sponsor,  depositor or issuing  entity or their  respective  affiliates, that exists currently or has existed during the past two years.

                                                 39

      (ff)  The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:

                                         EXHIBIT N
               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
      The assessment of compliance to be delivered by [PHH] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions               X
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into          X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf         X
                of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding              X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately                  X
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to               X
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly             X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------

                                                 1

                      Investor Remittances and Reporting               X
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be            X
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and             X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days         X
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other          X
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------
                           Pool Asset Administration                   X
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is           X
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction             X
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to            X
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any              X
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage          X
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of         X
                an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are             X
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of              X
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.

                                                2

----------------                                                ----------------
1122(d)(4)(x)   Regarding any funds held in trust for an               X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as         X
                tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with          X
                any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,          X
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible          X
                accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)  set forth in the transaction agreements.
----------------                                                ----------------
                ------------------------------------------------

--------------------------------------------------------------------------------

                                    [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                    Date: _________________________

                                    By:   _________________________
                                    Name:
                                    Title:

(gg) The  Agreement  is  hereby  amended  effective  as of the date  hereof  by  adding  the following new Exhibit O:

                                            EXHIBIT O
                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

                                                3

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

      The numbers on the 332 form correspond with the numbers listed below.
      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3.    Accrued Servicing Fees based upon the Scheduled Principal Balance of the
            Mortgage Loan as calculated on a monthly basis. For documentation, an
            Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

              of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            *  Other expenses -  copies of corporate advance history showing all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

(e)   Credits:
      14-21.      Complete as applicable.  Required documentation:

            * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            *  All other credits need to be clearly defined on the 332 form

                                                 4

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting line 22 from 13.  If the amount represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)

                                                 5

      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
                                                      ________________           (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail

                                                6

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    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
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      11.   Notice Addresses.
  If to the Assignee:

      JPMorgan Chase Bank, National Association
      4 New York Plaza, 6th Floor
      New York, NY  10004
      Attention: Worldwide Securities
      Services-Structured Finance Services,
      BSALTA 2006-2
      Telecopier No.: (212) 623-5930
  If to the Assignor:

  EMC Mortgage Corporation
  MacArthur Ridge II
  909 Hidden Ridge Drive, Suite 200
  Irving, Texas 75038
  Attention: Ralene Ruyle
  Telecopy: (972) 444-2810

                                                 7

  With a copy to:

  Bear Stearns Mortgage Capital Corporation
  383 Madison Avenue
  New York, New York 10179
  Attention: Ernie Calabrese

      All notices and updates required to be provided to the Assignor  regarding  Regulation
      AB pursuant to the Purchase,  Warranties and Servicing Agreement should be sent to the
      Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  with a copy to:

                                                 8

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

  If to PHH:

  PHH Mortgage Corporation
  3000 Leadenhall Road
  Mail Stop: SV04
  Mt. Laurel, New Jersey  08054
  Attention: Jack Webb

  If to Bishop's Gate:

  Bishop's Gate Residential Mortgage Trust
  c/o PHH Mortgage Corporation
  3000 Leadenhall Road
  Mail Stop: SV04
  Mt. Laurel, New Jersey  08054
  Attention: Bill Fricke

  If to the Master Servicer:

      Wells Fargo Bank, N.A.
      P.O. Box 98
      Columbia, Maryland 21046

      or, if by overnight delivery to:

      9062 Old Annapolis Road
      Columbia, Maryland 21045,
      Attention: BSALTA 2006-2
      Telecopier No.: (410) 715-2380

      12.   This AAR Agreement shall be construed in accordance  with the  substantive  laws of the  State  of New  York  (without  regard  to  conflict  of  laws  principles)  and  the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

      13.   From and after the date hereof,  PHH as servicer shall recognize the Assignee as the owner of the Mortgage Loans,  and PHH will service the Mortgage Loans in accordance with the Purchase,  Warranties and Servicing Agreement for the benefit of the Assignee, and shall look solely to the Assignee  for  performance  of the  obligations  of  Purchaser  under the
Purchase,  Warranties and Servicing  Agreement with respect to the Mortgage Loans.  From and after the date hereof,  the Assignee shall recognize PHH and Bishop's Gate as the seller and
PHH as the servicer of the Mortgage  Loans,  and shall look solely to PHH for performance of the  obligations of the Seller under the Purchase,  Warranties and Servicing  Agreement with respect to the Mortgage Loans.

                                                 9

      14.   This AAR Agreement  shall inure to the benefit of the  successors and assigns of the parties hereto.  Any entity into which PHH,  Bishop's Gate, the Assignor or the Assignee may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed PHH, Bishop's Gate, the Assignor or the Assignee, respectively, hereunder.

      15.   No term or  provision  of this AAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      16.   This AAR Agreement  shall survive the  conveyance of the Mortgage  Loans and the assignment  of the  Purchase,  Warranties  and  Servicing  Agreement  to the  extent  of the
Mortgage  Loans  by the  Assignor  to the  Assignee  and the  termination  of the  Purchase,
Warranties and Servicing Agreement.

      17.   This  AAR   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts,  each of  which  counterparts  shall be  deemed  to be an  original,  and such counterparts shall constitute and be one and the same instrument.

                               [SIGNATURES ON FOLLOWING PAGE]

                                                10

      IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and
Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

      EMC MORTAGE CORPORATION                    JPMORGAN CHASE BANK, NATIONAL
      the Assignor                         ASSOCIATION, not individually but solely
                                           as the trustee for the holders of the
                                           Bear Stearns ALT-A Trust  2006-2,
                                           Mortgage Pass-Through Certificates,
                                           Series 2006-2
                                                 the Assignee
      By:_____________________                   By:_______________________________
      Name:                                      Name:_____________________________

Title:________________________                   Title:____________________________

      PHH MORTGAGE CORPORATION                   BISHOP'S GATE RESIDENTIAL MORTGAGE
                                           TRUST
                                                 By: PHH Mortgage Corporation,
                                           as        Administrator
      By:_____________________             By:_________________________________
      Name:___________________             Name:_______________________________

Title: _________________________           Title: _________________________

      Acknowledged and Agreed

      WELLS FARGO BANK, N.A.

      By:_____________________
      Name:___________________
      Title:__________________

                                         Exhibit A:
                                   Mortgage Loan Schedule
                                  (Available Upon Request)

                                         Exhibit B:
1.  Purchase, Warranties and Servicing Agreement, dated as of October 23, 2001, as amended.

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment, Assumption and Recognition Agreement (this "AAR Agreement")
made as of March 31, 2006, among EMC Mortgage Corporation (the "Assignor"), JPMorgan Chase
Bank, National Association, not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series
2006-2 (the "Assignee") and Wachovia Mortgage Corporation (the "Company").

      Whereas, the Company has agreed to service certain residential mortgage loans (the
"Assigned Loans") for the Assignor as owner of the Assigned Loans, in accordance with the terms and conditions of that certain Seller's Purchase, Warranties and Servicing Agreement
dated as of July 1, 2005, between the Company and EMC, as amended by Regulation AB
Compliance Addendum to Seller's Purchase, Warranties and Servicing Agreement (the
"Addendum"), dated as of March 28, 2006 (as amended, the "Servicing Agreement");

      In consideration of the mutual promises contained herein the parties hereto agree that the Assigned Loans now serviced by the Company for Assignor and its successors and assigns pursuant to the Servicing Agreement and the Assignor's right, title and interest to and under the Servicing Agreement and the Servicing Agreement, shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

29.   The Assignor  hereby  grants,  transfers and assigns to the Assignee all of the right, title and interest of the  Assignor in the  Assigned  Loans and, as they relate to the
      Assigned  Loans,  all of its right,  title and interest in, to and under the Servicing
      Agreement and the Servicing  Agreement.  The Assignor  specifically  reserves and does not assign to the Assignee any right,  title and interest in, to or under any Mortgage
      Loans subject to the Servicing Agreement other than those set forth on Attachment 1.

Representations, Warranties and Covenants

30.   The Assignor  warrants and  represents  to the Assignee and the Company as of the date hereof:

(a)   Attached  hereto  as  Attachment  2 is a true  and  accurate  copy  of  the  Servicing
            Agreement,  which is in full  force  and  effect as of the date  hereof  and the provisions  of which have not been  waived,  amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)   The  Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans and any and all of its  interests,  rights and  obligations under the  Servicing  Agreement as they relate to the Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the  transfer  of the
            Assigned Loans to the Assignee as  contemplated  herein and in the Mortgage Loan
            Purchase  Agreement  dated  as of  March  31,  2006  between  the  Assignor  and
            Structured  Asset Mortgage  Investments II Inc.  ("SAMI II"), the Assignee shall have good title to each and every  Assigned  Loan, as well as any and all of the
            Assignor's  interest and rights under the Servicing  Agreement as they relate to
            the  Assigned  Loans,  free  and  clear  of  any  and  all  liens,   claims  and
            encumbrances;

                                                 3

(c)   There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Assigned Loans or the Servicing Agreement;

(d)   The Assignor has no knowledge of, and has not received  notice of, any waivers  under, or any modification of, any Assigned Loan;

(e)   The Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority to acquire, own and sell the Assigned Loans;

(f)   The Assignor has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein. The consummation of the transactions  contemplated by this AAR
            Agreement  is in the  ordinary  course of the  Assignor's  business and will not conflict  with,  or result  in a breach  of,  any of the  terms,  conditions  or provisions of the  Assignor's  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which the Assignor is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which the Assignor or its property is subject. The execution,  delivery and  performance  by the Assignor of this AAR Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary  corporate action on the part of the Assignor.  This
            AAR  Agreement  has been duly  executed and  delivered by the Assignor and, upon the due  authorization,  execution and delivery by the Assignee and the Company, will  constitute  the valid  and  legally  binding  obligation  of the  Assignor enforceable  against  the  Assignor  in  accordance  with its  terms  except  as
            enforceability  may  be  limited  by  bankruptcy,  reorganization,   insolvency,
            moratorium  or other  similar  laws  now or  hereafter  in  effect  relating  to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by the Assignor in connection  with the  execution,  delivery or  performance by the  Assignor  of  this  AAR  Agreement,  or  the  consummation  by  it  of  the transactions  contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or  otherwise  disposed of the
            Assigned Loans or any interest in the Assigned  Loans, or solicited any offer to buy or accept a transfer,  pledge or other disposition of the Assigned Loans, or any interest in the Assigned  Loans or otherwise  approached or negotiated  with respect to the Assigned  Loans,  or any interest in the Assigned  Loans with any
            Person in any  manner,  or made any  general  solicitation  by means of  general advertising  or in any  other  manner,  or taken any other  action  which  would constitute a  distribution  of the Assigned  Loans under the  Securities  Act of
            1933, as amended (the "1933 Act") or which would render the  disposition  of the
            Assigned Loans a violation of Section 5 of the 1933 Act or require  registration pursuant thereto;

                                                 4

(h)   The Assignor has received from the Company,  and has  delivered to the  Assignee,  all documents  required to be delivered to the Assignor by the Company  prior to the date hereof  pursuant to the  Servicing  Agreement  with respect to the Assigned
            Loans  and has  not  received,  and has not  requested  from  the  Company,  any additional documents; and

(i)   No event has occurred  from the Closing Date to the date hereof which would render the representations  and  warranties  as to the related  Assigned  Loans made by the
            Company in the Servicing Agreement to be untrue in any material respect.

31.   The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
      Company as of the date hereof:

(a)   The Assignee is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and  has  all  requisite  power  and authority  to hold the  Assigned  Loans as trustee  on behalf of the  holders of
            Bear Stearns  ALT-A Trust 2006-2,  Mortgage  Pass-Through  Certificates,  Series
            2006-2;

(b)   The Assignee has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein. The consummation of the transactions  contemplated by this AAR
            Agreement  is in the  ordinary  course of the  Assignee's  business and will not conflict  with,  or result  in a breach  of,  any of the  terms,  conditions  or provisions of the  Assignee's  charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which the Assignee is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment or decree to which the Assignee or its property is subject. The execution,  delivery and  performance  by the Assignee of this AAR Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized by all necessary  corporate action on part of the Assignee.  This AAR
            Agreement  has been duly  executed and  delivered by the Assignee  and, upon the due authorization,  execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee  enforceable against the Assignee in accordance with its terms except as  enforceability  may be  limited  by  bankruptcy,  reorganization,  insolvency,  moratorium  or other
            similar  laws  now  or  hereafter  in  effect  relating  to  creditors'   rights
            generally,   and  by  general   principles  of  equity   regardless  of  whether
            enforceability is considered in a proceeding in equity or at law;

(c)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by the Assignee in connection  with the  execution,  delivery or  performance by the  Assignee  of  this  AAR  Agreement,  or  the  consummation  by  it  of  the transactions contemplated hereby; and

                                                 5

(d)   The  Assignee  assumes for the benefit of each of the  Assignor and the Company all of the Assignor's rights under the Servicing Agreement,  but solely with respect to such Assigned Loans.

32.   The Company  warrants and  represents  to, and  covenants  with,  the Assignor and the
      Assignee as of the date hereof:
(a)   Attached  hereto  as  Attachment  2 is a true  and  accurate  copy  of  the  Servicing
            Agreement,  which is in full  force  and  effect as of the date  hereof  and the provisions  of which have not been  waived,  amended or modified in any respect, nor has any notice of termination been given to the Company thereunder;

(b)   The Company is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization,  and has  all  requisite  power  and
            authority  to  service  the  Assigned   Loans  and   otherwise  to  perform  its
            obligations under the Servicing Agreement;

(c)   The Company has full  corporate  power and  authority to execute,  deliver and perform its  obligations  under this AAR Agreement,  and to consummate the  transactions set forth herein. The consummation of the transactions  contemplated by this AAR
            Agreement  is in the  ordinary  course of the  Company's  business  and will not conflict  with,  or result  in a breach  of,  any of the  terms,  conditions  or provisions  of the  Company's  articles of  association  or by-laws or any legal restriction,  or any material  agreement or  instrument  to which the Company is now a party or by which it is  bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment  or  decree  to which  the  Company  or its property is subject.  The execution,  delivery and performance by the Company of this AAR Agreement and the consummation by it of the  transactions  contemplated hereby,  have been duly authorized by all necessary corporate action on the part of the Company.  This AAR  Agreement has been duly executed and delivered by the
            Company,  and,  upon  the  due  authorization,  execution  and  delivery  by the
            Assignor  and the  Assignee,  will  constitute  the  valid and  legally  binding obligation of the Company,  enforceable  against the Company in accordance  with
            its  terms   except   as   enforceability   may  be   limited   by   bankruptcy,
            reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect relating to creditors' rights generally,  and by general principles of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

(d)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
            registration  with, any  governmental  entity is required to be obtained or made by the Company in connection with the execution,  delivery or performance by the
            Company of this AAR Agreement,  or the  consummation  by it of the  transactions contemplated hereby,  except such as has been obtained,  effected or taken prior to the date hereof;

                                                6

(e)   The  Company  shall  establish a Custodial  Account  and an Escrow  Account  under the
            Servicing  Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial  Account and Escrow Account  previously  established under the Servicing Agreement in favor of the Assignor; and

(f)   No  certification,  statement,  report  or other  agreement,  document  or  instrument furnished  or to be  furnished  by the Company  pursuant  to this AAR  Agreement contains or will  contain any  materially  untrue  statement of fact or omits or will omit to state a fact  necessary to make the  statements  contained  therein not misleading.

33.   The Company hereby  restates the  representations  and warranties set forth in Section
      2.02  of the  Addendum  (with  the  information  pertaining  to  Section  2.02(a)(vii)
      specified in Attachment 3 hereto) as of the date of hereof.

34.   The Assignor  hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses,  penalties,  fines, forfeitures, legal fees and related costs,  judgments,  and any other costs, fees and expenses that the Assignee  (and its  successors  and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of the  Assignor set forth in this AAR
      Agreement or the breach of any covenant or condition contained herein.

Recognition of the Assignee

35.   From and after the date hereof,  the Company shall  recognize the Assignee as owner of the Assigned Loans, and  acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple REMICs,  and will service the Assigned Loans in accordance with the Servicing  Agreement and this AAR Agreement but in no event in a manner that would
      (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition of a tax  upon  any  such  intended  REMIC  (including  but  not  limited  to the  tax on prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on contributions  to a REMIC  set  forth  in  Section  860G(d)  of the  Code).  It is the intention of the Assignor,  the Company and the Assignee that this AAR Agreement shall be binding upon and for the benefit of the  respective  successors  and assigns of the parties  hereto.  Neither the Company nor the Assignor  shall amend or agree to amend, modify,  waive,  or otherwise  alter any of the terms or  provisions  of the Servicing
      Agreement which amendment,  modification,  waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Assignee.

      Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties hereto that (i) this AAR Agreement is acknowledged  and accepted by the Assignee not  individually  or personally  but solely as Assignee for the Trust in the  exercise  of the powers  and  authority  conferred  and vested in it under the
      Pooling and Servicing Agreement (as defined below), (ii) each of the  representations, undertakings  and  agreements  herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and agreements of the Assignee but is made and  intended  for the  purpose  of  binding  only the Trust  and (iii)  under no circumstances  shall  the  Assignee  be  personally  liable  for  the  payment  of any indebtedness  or expenses of the  Assignee or the Trust or be liable for the breach or failure of any obligation, representation,  warranty or covenant made or undertaken by the  Assignee,  the  Assignor  or the Trust  under the  Agreements  or the Pooling and
      Servicing  Agreement.  Any recourse against the Assignee in respect of any obligations it may have  under or  pursuant  to the terms of this AAR  Agreement  shall be limited solely to the  assets it may hold as  trustee  of Bear  Stearns  ALT-A  Trust  2006-2,
      Mortgage Pass-Through Certificates, Series 2006-2.

                                                 7

Modification of the Servicing Agreement

36.   The Company and EMC hereby amend the  Servicing  Agreement,  solely to the extent they relate to the Mortgage Loans, as follows:

            The definition of Business Day in Section 1.01 of the Servicing Agreement is
hereby      replaced in its entirety with the following:

            Business  Day:  Any day other than (i) a Saturday  or a Sunday,  or (ii) a legal holiday in the States of New York,  North  Carolina,  Maryland or Minnesota or (iii) a
      day on which banks in the States of New York,  North  Carolina,  Maryland or Minnesota
      are authorized or obligated by law or executive order to be closed.

Miscellaneous

37.   [In  addition to the  monthly  remittance  reports  required  to be  delivered  by the
      Company pursuant to the Servicing  Agreement,  such reports to be provided in the form specified in  Attachment 4 hereto,  on the same date that such reports are required to be  delivered  to the Master  Servicer,  the Company  also will  provide to the Master
      Servicer the  information  specified in  Attachments 5 and 6 hereto,  which are made a part of the Servicing Agreement.]

38.   All demands,  notices and communications  related to the Assigned Loans, the Servicing
      Agreement and this AAR Agreement  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail,  postage prepaid, as follows:

(a)   In the case of the Company,

           Wachovia Mortgage Corporation
           901 South Tryon Street
           Charlotte, North Carolina 28202
           Attention: Kendal Leeson

(b)   In the case of the Assignor,

           EMC Mortgage Corporation
           Mac Arthur Ridge II
           909 Hidden Ridge Drive, Suite 200
           Irving, Texas 75038
           Attention: Ralene Ruyle
           Telecopier No.: (972) 444-2810

                                                 8

            With a copy to:

           Bear Stearns Mortgage Capital Corporation
           383 Madison Avenue
           New York, New York 10179
           Attention: Michelle Sterling

(c)   In the case of the Securities Administrator,

           Wells Fargo Bank, National Association
           P.O. Box 98
           Columbia, Maryland 21046

           or, if by overnight delivery to:

           9062 Old Annapolis Road
           Columbia, Maryland 21045,
           Attention: BSALTA 2006-2
           Telecopier No.: (410) 715-2380

(d)   In the case of the Assignee,

           JPMorgan Chase Bank, National Association
           4 New York Plaza, 6th Floor
           New York, NY 10004
           Attention: Worldwide Securities Services-Structured Finance Services,
           BSALTA 2006-2
           Telecopier No.: (212) 623-5930

39.   A copy of all assessments,  attestations,  reports and  certifications  required to be delivered by the Company under this AAR Agreement  and the Servicing  Agreement  shall be delivered to the Master Servicer by the date(s)  specified  herein or therein,  and where such documents are required to be addressed to any party,  such addressees shall include the Master  Servicer and the Master Servicer shall be entitled to rely on such documents.

40.   The  Master  Servicer  shall  be  considered  a  third-party  beneficiary  of this AAR
      Agreement,  entitled  to all the  rights  and  benefits  hereof as if it were a direct party to this AAR Agreement.

41.   Each party will pay any  commissions  it has incurred  and the Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the attorneys of the Assignee and the Company in connection  with the  negotiations  for,  documenting of and closing of the transactions contemplated by this AAR Agreement.

                                                 9

42.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
      York, without regard to conflicts of law principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

43.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

44.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any entity into which the Assignor,  the Assignee or the Company may be merged or consolidated  shall,  without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

45.   This  AAR  Agreement  shall  survive  the  conveyance  of the  Assigned  Loans  or the assignment  of the  Servicing  Agreement  to the extent of the  Assigned  Loans by the
      Assignor to the Assignee and the termination of the Servicing Agreement.

46.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall  be  deemed  to be an  original  and all  such  counterparts  shall constitute one and the same instrument.

47.   In the event that any provision of this AAR Agreement  conflicts with any provision of the  Servicing  Agreement  with respect to the Assigned  Loans,  the terms of this AAR
      Agreement shall control.

48.   The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
      "Master  Servicer")  has been  appointed as the master  servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement,  dated as of March 1, 2006, among the
      Assignor,  the Assignee,  the Master  Servicer and SAMI II (the "Pooling and Servicing
      Agreement") and therefor has the right to enforce all  obligations of the Company,  as they  relate  to the  Assigned  Loans,  under  the  Servicing  Agreement  and this AAR
      Agreement.  Such rights will include,  without limitation,  the right to terminate the
      Servicer under the Servicing  Agreement as provided  thereunder,  the right to receive all remittances required to be made by the Company under the Servicing Agreement,  the right to receive all monthly  reports and other data  required to be  delivered by the
      Company under the Servicing  Agreement,  the right to examine the books and records of the  Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval  relating to actions taken by the Company each as provided by the
      Servicing  Agreement.  The Company  shall make all  distributions  under the Servicing
      Agreement,  as they  relate to the  Assigned  Loans,  to the Master  Servicer  by wire transfer of immediately available funds to:

                                                10

            Bear Stearns BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400.

and the Company  shall  deliver all reports  required to be  delivered  under the  Servicing
Agreement,  as they relate to the Assigned  Loans,  to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

                                                 11

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION,
Assignor

By:___________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
as trustee, Assignee
By:___________________________
Name:
Title:

WACHOVIA MORTGAGE CORPORATION
Company

By:___________________________
Name:
Title:

ACKNOWLEDGED:
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:___________________________
Name:
Title:

                                                 12

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

                                  (Available upon request)

                                        ATTACHMENT 2

                                    SERVICING AGREEMENT

                                  (Available upon request)

                                        ATTACHMENT 3

                                   AFFILIATION DISCLOSURE
                          (Pursuant to Item 1119 of Regulation AB)

1.____Sponsor and any affiliate, including but not limited to:
______a. EMC Mortgage Corporation
______b. Bear, Stearns & Co. Inc.
______c. Bear, Stearns Securities Corp.
______d. Bear Stearns Structured Products
______e. Bear, Stearns International Limited

2.____Depositor and any affiliate, including but not limited to:
______a. Bear Stearns Asset Backed Securities I LLC
______b. Structured Asset Mortgage Investments II Inc.

3.____Bear Stearns ALT-A Trust 2006-2 and any affiliate

4.____JPMorgan Chase Bank, National Association, as Trustee, and any affiliate

5.____Significant obligor and any affiliate - None

6.____Enhancement or support provider and any affiliate - None

7.____1100(d)(1) parties - any named party in the Securitization Transaction:

______a. Cap Contract Provider:  Wachovia Bank, N.A.

______b. Underwriter:  Bear, Stearns & Co. Inc.

      c. Servicers:  Countrywide Home Loans Servicing LP; EMC Mortgage Corporation;
      EverHome Mortgage Company; Harbourside Mortgage Corporation; HomeBanc Mortgage
      Corporation; HSBC Mortgage Corporation (USA); PHH Mortgage Corporation; Union Federal
      Bank of Indianapolis; Wells Fargo Bank, N.A.

      d. Master Servicer:  Wells Fargo Bank, National Association

      e. Unaffiliated Servicer of 20%:  Countrywide Home Loans Servicing LP; EMC Mortgage
      Corporation

      f. Originator of 10%:  Countrywide Home Loans Servicing LP; EMC Mortgage Corporation

      g. Securities Administrator:  Wells Fargo Bank, National Association

      h. Custodian: Wells Fargo Bank, National Association

                                        ATTACHMENT 4

                          Standard File Layout - Master Servicing

                                                 ----------------------------------------
Column Name            Description               DecimalFormat Comment            Max
                                                                                  Size
-----------------------------------------------------------------------------------------
SER_INVESTOR_NBR       A value assigned by the          Text up to 10 digits          20
                       Servicer to define a
                       group of loans.
-----------------------------------------------------------------------------------------
LOAN_NBR               A unique identifier              Text up to 10 digits          10
                       assigned to each loan by
                       the investor.
-----------------------------------------------------------------------------------------
SERVICER_LOAN_NBR      A unique number assigned         Text up to 10 digits          10
                       to a loan by the
                       Servicer.  This may be
                       different than the
                       LOAN_NBR.
-----------------------------------------------------------------------------------------
BORROWER_NAME          The borrower name as             Maximum length of 30          30
                       received in the file.            (Last, First)
                       It is not separated by
                       first and last name.
-----------------------------------------------------------------------------------------
SCHED_PAY_AMT          Scheduled monthly           2    No commas(,) or dollar        11
                       principal and scheduled          signs ($)
                       interest payment that a
                       borrower is expected to
                       pay, P&I constant.
-----------------------------------------------------------------------------------------
NOTE_INT_RATE          The loan interest rate      4    Max length of 6                6
                       as reported by the
                       Servicer.
-----------------------------------------------------------------------------------------
NET_INT_RATE           The loan gross interest     4    Max length of 6                6
                       rate less the service
                       fee rate as reported by
                       the Servicer.
-----------------------------------------------------------------------------------------
SERV_FEE_RATE          The servicer's fee rate     4    Max length of 6                6
                       for a loan as reported
                       by the Servicer.
-----------------------------------------------------------------------------------------
SERV_FEE_AMT           The servicer's fee          2    No commas(,) or dollar        11
                       amount for a loan as             signs ($)
                       reported by the
                       Servicer.
-----------------------------------------------------------------------------------------
NEW_PAY_AMT            The new loan payment        2    No commas(,) or dollar        11
                       amount as reported by            signs ($)
                       the Servicer.
-----------------------------------------------------------------------------------------
NEW_LOAN_RATE          The new loan rate as        4    Max length of 6                6
                       reported by the
                       Servicer.
-----------------------------------------------------------------------------------------
ARM_INDEX_RATE         The index the Servicer      4    Max length of 6                6
                       is using to calculate a
                       forecasted rate.
-----------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL      The borrower's actual       2    No commas(,) or dollar        11
                       principal balance at the         signs ($)
                       beginning of the
                       processing cycle.
-----------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL      The borrower's actual       2    No commas(,) or dollar        11
                       principal balance at the         signs ($)
                       end of the processing
                       cycle.
-----------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE The date at the end of           MM/DD/YYYY                    10
                       processing cycle that
                       the borrower's next
                       payment is due to the
                       Servicer, as reported by
                       Servicer.
-----------------------------------------------------------------------------------------
SERV_CURT_AMT_1        The first curtailment       2    No commas(,) or dollar        11
                       amount to be applied.            signs ($)
-----------------------------------------------------------------------------------------
SERV_CURT_DATE_1       The curtailment date             MM/DD/YYYY                    10
                       associated with the
                       first curtailment
                       amount.
-----------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1        The curtailment interest    2    No commas(,) or dollar        11
                       on the first curtailment         signs ($)
                       amount, if applicable.
-----------------------------------------------------------------------------------------
SERV_CURT_AMT_2        The second curtailment      2    No commas(,) or dollar        11
                       amount to be applied.            signs ($)
-----------------------------------------------------------------------------------------
SERV_CURT_DATE_2       The curtailment date             MM/DD/YYYY                    10
                       associated with the
                       second curtailment
                       amount.
-----------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2        The curtailment interest    2    No commas(,) or dollar        11
                       on the second                    signs ($)
                       curtailment amount, if
                       applicable.
-----------------------------------------------------------------------------------------
SERV_CURT_AMT_3        The third curtailment       2    No commas(,) or dollar        11
                       amount to be applied.            signs ($)
-----------------------------------------------------------------------------------------

SERV_CURT_DATE_3       The curtailment date             MM/DD/YYYY                    10
                       associated with the
                       third curtailment amount.
-----------------------------------------------------------------------------------------
CURT_ADJ_AMT_3         The curtailment interest    2    No commas(,) or dollar        11
                       on the third curtailment         signs ($)
                       amount, if applicable.
-----------------------------------------------------------------------------------------
PIF_AMT                The loan "paid in full"     2    No commas(,) or dollar        11
                       amount as reported by            signs ($)
                       the Servicer.
-----------------------------------------------------------------------------------------
PIF_DATE               The paid in full date as         MM/DD/YYYY                    10
                       reported by the Servicer.
-----------------------------------------------------------------------------------------
                                                        Action Code Key:               2
                                                        15=Bankruptcy,
                                                        30=Foreclosure, ,
                                                        60=PIF, 63=Substitution,
                                                        65=Repurchase,70=REO
                                                 ----------------------------------------
ACTION_CODE            The standard FNMA
                       numeric code used to
                       indicate the
                       default/delinquent
                       status of a particular
                       loan.
-----------------------------------------------------------------------------------------
INT_ADJ_AMT            The amount of the           2    No commas(,) or dollar        11
                       interest adjustment as           signs ($)
                       reported by the Servicer.
-----------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMT The Soldier and Sailor      2    No commas(,) or dollar        11
                       Adjustment amount, if            signs ($)
                       applicable.
-----------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT       The Non Recoverable Loan    2    No commas(,) or dollar        11
                       Amount, if applicable.           signs ($)
-----------------------------------------------------------------------------------------
LOAN_LOSS_AMT          The amount the Servicer     2    No commas(,) or dollar        11
                       is passing as a loss, if         signs ($)
                       applicable.
-----------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL     The scheduled               2    No commas(,) or dollar        11
                       outstanding principal            signs ($)
                       amount due at the
                       beginning of the cycle
                       date to be passed
                       through to investors.
-----------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL     The scheduled principal     2    No commas(,) or dollar        11
                       balance due to investors         signs ($)
                       at the end of a
                       processing cycle.
-----------------------------------------------------------------------------------------
SCHED_PRIN_AMT         The scheduled principal     2    No commas(,) or dollar        11
                       amount as reported by            signs ($)
                       the Servicer for the
                       current cycle -- only
                       applicable for
                       Scheduled/Scheduled
                       Loans.
-----------------------------------------------------------------------------------------
SCHED_NET_INT          The scheduled gross         2    No commas(,) or dollar        11
                       interest amount less the         signs ($)
                       service fee amount for
                       the current cycle as
                       reported by the Servicer
                       -- only applicable for
                       Scheduled/Scheduled
                       Loans.
-----------------------------------------------------------------------------------------
ACTL_PRIN_AMT          The actual principal        2    No commas(,) or dollar        11
                       amount collected by the          signs ($)
                       Servicer for the current
                       reporting cycle -- only
                       applicable for
                       Actual/Actual Loans.
-----------------------------------------------------------------------------------------
ACTL_NET_INT           The actual gross            2    No commas(,) or dollar        11
                       interest amount less the         signs ($)
                       service fee amount for
                       the current reporting
                       cycle as reported by the
                       Servicer -- only
                       applicable for
                       Actual/Actual Loans.
-----------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT    The penalty amount          2    No commas(,) or dollar        11
                       received when a borrower         signs ($)
                       prepays on his loan as
                       reported by the
                       Servicer.
-----------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED The prepayment penalty      2    No commas(,) or dollar        11
                       amount for the loan              signs ($)
                       waived by the servicer.
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
MOD_DATE               The Effective Payment            MM/DD/YYYY                    10
                       Date of the Modification
                       for the loan.
-----------------------------------------------------------------------------------------
MOD_TYPE               The Modification Type.           Varchar - value can be        30
                                                        alpha or numeric
-----------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT The current outstanding     2    No commas(,) or dollar        11
                       principal and interest           signs ($)
                       advances made by
                       Servicer.
-----------------------------------------------------------------------------------------

                                        ATTACHMENT 5

                         Standard File Layout - Delinquency Reporting

----------------------------------------------------------------------------------------------
Column/Header Name                             Description                Decimal Format
                                                                                  Comment
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR               A unique number assigned to a loan by
                                the Servicer.  This may be different
                                than the LOAN_NBR
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LOAN_NBR                        A unique identifier assigned to each
                                loan by the originator.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
CLIENT_NBR                      Servicer Client Number
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
SERV_INVESTOR_NBR               Contains a unique number as assigned by
                                an external servicer to identify a group
                                of loans in their system.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BORROWER_FIRST_NAME             First Name of the Borrower.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BORROWER_LAST_NAME              Last name of the borrower.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PROP_ADDRESS                    Street Name and Number of Property
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PROP_STATE                      The state where the  property located.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PROP_ZIP                        Zip code where the property is located.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE          The date that the borrower's next                 MM/DD/YYYY
                                payment is due to the servicer at the
                                end of processing cycle, as reported by
                                Servicer.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LOAN_TYPE                       Loan Type (i.e. FHA, VA, Conv)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE           The date a particular bankruptcy claim            MM/DD/YYYY
                                was filed.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE         The chapter under which the bankruptcy
                                was filed.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR             The case number assigned by the court to
                                the bankruptcy filing.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE          The payment due date once the bankruptcy          MM/DD/YYYY
                                has been approved by the courts
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATE      The Date The Loan Is Removed From                 MM/DD/YYYY
                                Bankruptcy. Either by Dismissal,
                                Discharged and/or a Motion For Relief
                                Was Granted.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE              The Date The Loss Mitigation Was                  MM/DD/YYYY
                                Approved By The Servicer
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LOSS_MIT_TYPE                   The Type Of Loss Mitigation Approved For
                                A Loan Such As;
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE          The Date The Loss Mitigation /Plan Is             MM/DD/YYYY
                                Scheduled To End/Close
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE          The Date The Loss Mitigation Is Actually          MM/DD/YYYY
                                Completed
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE            The date DA Admin sends a letter to the           MM/DD/YYYY
                                servicer with instructions to begin
                                foreclosure proceedings.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE          Date File Was Referred To Attorney to             MM/DD/YYYY
                                Pursue Foreclosure
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FIRST_LEGAL_DATE                Notice of 1st legal filed by an Attorney          MM/DD/YYYY
                                in a Foreclosure Action
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE       The date by which a foreclosure sale is           MM/DD/YYYY
                                expected to occur.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FRCLSR_SALE_DATE                The actual date of the foreclosure sale.          MM/DD/YYYY
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FRCLSR_SALE_AMT                 The amount a property sold for at the        2    No
                                foreclosure sale.                                 commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
EVICTION_START_DATE             The date the servicer initiates eviction          MM/DD/YYYY
                                of the borrower.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE         The date the court revokes legal                  MM/DD/YYYY
                                possession of the property from the
                                borrower.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LIST_PRICE                      The price at which an REO property is        2    No
                                marketed.                                         commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
LIST_DATE                       The date an REO property is listed at a           MM/DD/YYYY
                                particular price.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
OFFER_AMT                       The dollar value of an offer for an REO      2    No
                                property.                                         commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
OFFER_DATE_TIME                 The date an offer is received by DA               MM/DD/YYYY
                                Admin or by the Servicer.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
REO_CLOSING_DATE                The date the REO sale of the property is          MM/DD/YYYY
                                scheduled to close.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

REO_ACTUAL_CLOSING_DATE         Actual Date Of REO Sale                           MM/DD/YYYY
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
OCCUPANT_CODE                   Classification of how the property is
                                occupied.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PROP_CONDITION_CODE             A code that indicates the condition of
                                the property.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
PROP_INSPECTION_DATE            The date a  property inspection is                MM/DD/YYYY
                                performed.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
APPRAISAL_DATE                  The date the appraisal was done.                  MM/DD/YYYY
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
CURR_PROP_VAL                    The current "as is" value of the            2
                                property based on brokers price opinion
                                or appraisal.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
REPAIRED_PROP_VAL               The amount the property would be worth       2
                                if repairs are completed pursuant to a
                                broker's price opinion or appraisal.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
If applicable:
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
DELINQ_STATUS_CODE              FNMA Code Describing Status of Loan
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
DELINQ_REASON_CODE              The circumstances which caused a
                                borrower to stop paying on a loan.
                                Code indicates the reason why the loan
                                is in default for this cycle.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE             Date Mortgage Insurance Claim Was Filed           MM/DD/YYYY
                                With Mortgage Insurance Company.
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MI_CLAIM_AMT                    Amount of Mortgage Insurance Claim Filed          No
                                                                                  commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE              Date Mortgage Insurance Company                   MM/DD/YYYY
                                Disbursed Claim Payment
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID               Amount Mortgage Insurance Company Paid       2    No
                                On Claim                                          commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE           Date Claim Was Filed With Pool Insurance          MM/DD/YYYY
                                Company
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
POOL_CLAIM_AMT                  Amount of Claim Filed With Pool              2    No
                                Insurance Company                                 commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE            Date Claim Was Settled and The Check Was          MM/DD/YYYY
                                Issued By The Pool Insurer
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID             Amount Paid On Claim By Pool Insurance       2    No
                                Company                                           commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD         MM/DD/YYYY
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed            2    No
                                                                                  commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment          MM/DD/YYYY
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim             2    No
                                                                                  commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With            MM/DD/YYYY
                                HUD
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed           2    No
                                                                                  commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim                MM/DD/YYYY
                                Payment
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT        Amount HUD Paid on Part B Claim             2    No
                                                                                  commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the                 MM/DD/YYYY
                                Veterans Admin
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim          MM/DD/YYYY
                                Payment
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim     2    No
                                                                                  commas(,)
                                                                                  or dollar
                                                                                  signs ($)
----------------------------------------------------------------------------------------------

                        Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASSUM-            Approved Assumption
o     BAP-              Borrower Assistance Program
o     CO-               Charge-Off
o     DIL-              Deed-in-Lieu
o     FFA-              Formal Forbearance Agreement
o     MOD-              Loan Modification
o     PRE-              Pre-Sale
o     SS-               Short-Sale
o     MISC-             Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

                   Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

                   Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

                                        ATTACHMENT 6

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet
The numbers on the form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3.    Accrued Servicing Fees based upon the Scheduled Principal Balance of the
            Mortgage Loan as calculated on a monthly basis. For documentation, an
            Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid
            Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid
            Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

      22.   The total of lines 14 through 21.

      Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line
            (16) for Part B/Supplemental proceeds.
      Total Realized Loss (or Amount of Any Gain)

      23.The total derived from subtracting line 22 from 13.  If the amount represents a realized gain,
      show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

                                      WELLS FARGO BANK, N.A.
                                CALCULATION OF REALIZED LOSS/GAIN

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

            -------------------    -------------------    --------------------
            Servicer Loan No.      Servicer Name          Servicer Address

            -------------------    -------------------    --------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________
      Borrower's Name:________________________________________________________
      Property Address:________________________________________________________________
      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes                                      ________________ (5)
      (6)   Property Maintenance                             ________________ (6)
      (7)   MI/Hazard Insurance Premiums                     ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                  ________________  (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                 $________________ (12)
            Cash for Keys__________________________          ________________
            HOA/Condo Fees_______________________            ________________
            ______________________________________           ________________
            ______________________________________           ________________
            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                            ________________  (17)
      (18)  Primary Mortgage Insurance Proceeds             ________________  (18)
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          _________________
         _________________________________________          _________________
         Total Credits                                $________________ (22)

      Total Realized Loss (or Amount of Gain)               $________________ (23)

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment, Assumption and Recognition Agreement (the "AAR Agreement")
made and entered into as of March 31, 2006, among EMC Mortgage Corporation (the
"Assignor"), JPMorgan Chase Bank, National Association, as trustee for the holders of Bear
Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2 (the
"Assignee") and Union Federal Bank of Indianapolis (the "Company").

      Whereas, the Company agreed to service certain mortgage loans (the "Mortgage Loans")
pursuant to that certain Amended and Restated Forward Commitment Flow Mortgage Loan
Purchase and Servicing Agreement dated as of March 4, 2003, as supplemented by the Letter of Understanding, dated as of March 31, 2006, between the Assignor and the Company
(collectively, the "Purchase Agreement").

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement.
Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement:

Assignment and Assumption

49.   Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned  Loans and (b) as they  relate  to the  Assigned  Loans,  the  Purchase  Agreement.
Notwithstanding  anything to the contrary  contained  herein,  the Assignor is retaining the right to  enforce  the  representations  and  warranties  set  forth in  Article  VII of the
Purchase Agreement against the Company.  Assignor  specifically reserves and does not assign to Assignee any right,  title and interest in, to or under any mortgage loans other than the
Assigned  Loans  set  forth on  Attachment 1.  Except  as is  otherwise  expressly  provided herein, the Assignor makes no  representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the Assignee under the terms of the  Purchase  Agreement  or  otherwise  relating to the  transaction  contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

      It is hereby acknowledged and agreed by the parties hereto that the servicing rights with respect to the Assigned Loans are owned by the Company and are not being assigned to the Assignee under this AAR Agreement.

Representations, Warranties and Covenants

50.   Assignor  warrants and represents to, and covenants  with,  Assignee and Company as of the date hereof that:

(a)   Attached hereto as Attachment 2 is a true and correct copy of the Purchase  Agreement, which  agreement is in full force and effect as of the date hereof and the provisions  of which  have not been  waived,  amended or  modified  in any respect, nor has any notice of termination been given thereunder;

(b)   Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the
                  Assigned  Loans and any and all of its interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned  Loans,  free and  clear  from  any  and all  claims  and  encumbrances;  and  upon  the transfer of the Assigned Loans to Assignee as contemplated  herein, and in the Mortgage  Loan Purchase  Agreement  dated as of March 31, 2006 between the Assignor and  Structured  Asset Mortgage  Investments  II Inc.  ("SAMI
                  II"),  Assignee  shall have good title to each and every Assigned Loan, as well as any and all of Assignor's  interests and rights under the Purchase
                  Agreement as they relate to the Assigned Loans,  free and clear of any and all liens, claims and encumbrances;

(c)   There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Assigned Loans or the Purchase Agreement;

(d)   Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

(e)   Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f)   Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due  authorization,  execution and delivery  by the  other  parties  hereto,  will  constitute  the valid and legally binding  obligation of Assignor  enforceable  against  Assignor in accordance  with its terms  except as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

(g)   There is no action,  suit,  proceeding,  investigation  or  litigation  pending or, to
                  Assignor's knowledge,  threatened,  which either in any instance or in the aggregate,  if determined  adversely to Assignor,  would adversely  affect
                  Assignor's  execution or delivery of, or the  enforceability  of, this AAR
                  Agreement,  or the  Assignee's  ability to perform its  obligations  under this AAR Agreement; and

(h)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the  transactions  contemplated  hereby.  Neither  Assignor  nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising or in any other  manner,  or  taken  any  other  action  which  would  constitute  a distribution  of the Assigned  Loans under the  Securities Act of 1933, as amended  (the "1933 Act") or which  would  render the  disposition  of the
                  Assigned  Loans a  violation  of  Section  5 of the  1933  Act or  require registration pursuant thereto.
51.   The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company as of the date hereof that:

(a)   Assignee is a national  banking  association  duly organized,  validly existing and in good  standing  under the laws of the United States of America and has all requisite  power and authority to hold the Assigned Loans on behalf of the
                  holders  of  Bear  Stearns  ALT-A  Trust  2006-2,   Mortgage  Pass-Through
                  Certificates, Series 2006-2;

(b)   Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignee is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on the part of Assignee.  This AAR Agreement has been duly executed and delivered by Assignee and, upon the due  authorization,  execution and delivery  by the  other  parties  hereto,  will  constitute  the valid and legally binding  obligation of Assignee  enforceable  against  Assignee in accordance  with its terms  except as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

(c)   No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

(d)   There is no action,  suit,  proceeding,  investigation  or  litigation  pending or, to
                  Assignee's knowledge,  threatened,  which either in any instance or in the aggregate,  if determined  adversely to Assignee,  would adversely  affect
                  Assignee's  execution or delivery of, or the  enforceability  of, this AAR
                  Agreement,  or the  Assignee's  ability to perform its  obligations  under this AAR Agreement; and

(e)   From and after the date hereof,  Assignee  assumes all of Assignor's  rights under the
                  Purchase Agreement but solely with respect to such Assigned Loans.

52.   Company warrants and represents to, and covenants with,  Assignor and Assignee,  as of the date hereof, that:

(a)   Attached hereto as Attachment 2 is a true and correct copy of the Purchase  Agreement, which  agreement is in full force and effect as of the date hereof and the provisions  of which  have not been  waived,  amended or  modified  in any respect, nor has any notice of termination been given thereunder;

(b)   Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Purchase Agreement;

(c)   Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR  Agreement  is in the ordinary  course of Company's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  Company's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on the part of Company.  This AAR  Agreement has been duly executed and delivered by Company,  and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will  constitute the valid and legally binding obligation of Company,  enforceable  against Company in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

(d)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions contemplated hereby;

(e)   Company shall  establish a Custodial  Account and an Escrow Account under the Purchase
                  Agreement  in  favor  of  Assignee  with  respect  to the  Assigned  Loans
                  separate  from  the  Custodial  Account  and  Escrow  Account   previously
                  established under the Purchase Agreement in favor of Assignor; and

            f.    No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 7.01 and
                  7.02 of the Purchase Agreement to be untrue in any material respect.

53.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

54.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Assigned  Loans in  accordance  with the Purchase
Agreement  and this AAR Agreement but in no event in a manner that would (i) cause any REMIC to fail to  qualify  as a REMIC  or (ii)  result  in the  imposition  of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions as defined in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set forth in
Section  860G(d) of the Code).  It is the  intention of Assignor,  Company and Assignee that this AAR Agreement  shall be binding upon and for the benefit of the  respective  successors and assigns of the parties  hereto.  Neither  Company nor  Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or  provisions of the Purchase
Agreement which amendment,  modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

              It is the  intention of Assignor,  Company and Assignee  that this AAR
        Agreement  shall be  binding  upon  and for the  benefit  of the  respective successors and assigns of the parties  hereto.  Neither Company nor Assignor shall amend or agree to amend,  modify,  waive,  or  otherwise  alter any of
        the  terms  or  provisions  of  the  Purchase   Agreement  which  amendment,
        modification,  waiver  or  other  alteration  would  in any way  affect  the
        Assigned Loans without the prior written consent of Assignee.

              Notwithstanding  any term  hereof  to the  contrary,  it is  expressly understood  and agreed by the  parties  hereto  that (i) this  Agreement  is acknowledged  and accepted by the Assignee not  individually  or  personally but  solely as  Assignee  for the Trust in the  exercise  of the  powers and authority  conferred  and  vested  in it under  the  Pooling  and  Servicing
        Agreement   (as   defined   below),   (ii)  each  of  the   representations,
        undertakings  and agreements  herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and  agreements of the  Assignee  but is made and  intended for the purpose of binding only the
        Trust and (iii) under no  circumstances  shall the  Assignee  be  personally liable for the payment of any  indebtedness  or expenses of the  Assignee or the  Trust  or be  liable  for the  breach  or  failure  of any  obligation, representation,  warranty or covenant  made or  undertaken  by the Assignee, the  Assignor or the Trust under this  Agreement  or made or  undertaken  by the  Assignee,  the  Assignor or the Trust under the  Purchase  Agreement or the Pooling and Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations  it may have under or  pursuant  to the terms of this AAR  Agreement  shall be  limited  solely to the  assets it may hold as
        trustee  of  Bear  Stearns   ALT-A  Trust  2006-2,   Mortgage   Pass-Through
        Certificates, Series 2006-2.

      The Company  agrees to indemnify  and hold harmless SAMI II, each director of SAMI II, each officer of SAMI II who signed the  Registration  Statement,  the  Underwriters and each person, if any, who controls SAMI II or any Underwriter  within the meaning of Section 15 of the 1933 Act  (collectively,  the "Indemnified  Party") against any and all losses,  claims, expenses,  damages or liabilites to which the Indemnified  Party may become  subject,  under the 1933 Act or otherwise,  including,  without limitation, with respect to disputes between the parties, insofar as such lossess,  claims,  expenses,  damages or liabilites (or actions in respect  thereof)  arise out of or are based upon any untrue  statement or alleged untrue statement of any material fact contained in the Prospectus Supplement,  dated March 28, 2006
(the  "Prospectus  Supplement"),  or the  omission or the  alleged  omission to state in the
Prospectus  Supplement a material fact necessary in order to make the statements therein not misleading,  in each case to the extent, but only to the extent,  that such untrue statement or alleged  untrue  statement or omission or alleged  omission  was  contained in or omitted from  information  furnished  in writing by the  Company  for  inclusion  in the  Prospectus
Supplement,  in the section  entitled "The Master Servicer and The Servicers - The Servicers
- Waterfield".

Modification of Purchase Agreement

55.   The Company and  Assignor  hereby  amend the  Purchase  Agreement as it relates to the
Assigned Loans as follows:

(1)   The following definitions are added to Section I of the Purchase Agreement:

            Assignee: JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2.

            Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this
Agreement.

            Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of March 1, 2006, among Structured Asset Mortgage Investments II Inc., EMC
Mortgage Corporation, the Trustee and the Master Servicer.

            Trustee: JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing
Agreement.

(2)   The following is added as Section 7.02(xlviii) of the Purchase Agreement:

            "(xlviii)  With  respect  to  each  Mortgage  Loan,  information  regarding  the borrower  credit  files  related to such  Mortgage  Loan has been  furnished to credit reporting  agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations."

(3)   The definition of Distribution  Date in Section 1 and Subsection 11.00 of the Purchase
Agreement is hereby deleted in its entirety and replaced with the following:

            Distribution Date: The 18th day of each month and if such day is not a Business
Day the Business Day immediately preceding such 18th day.

(4)   The Standard & Poor's rating of "A2" in the definition of Eligible  Account in Section
1 of the Purchase Agreement is hereby replaced with "AA".

(5)   The  definition  of Servicing  Fee in  Subsection  11.00 of the Purchase  Agreement is
hereby deleted in its entirety and replaced with the following:

            Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period.

            (f)   The following definitions are added to Subsection 11.00 of the Purchase
Agreement:

            Advance: An advance of delinquent Monthly Payments in respect of a Mortgage
Loan required to be made by the Company as provided in Subsection 11.03 hereof.

            Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Custodial Account at the close of business on the immediately preceding
Determination Date on account of (i) all Monthly Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal
Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

            Bankruptcy Code: Title 11 of the United States Code.

            Compensating Interest: An amount, not to exceed the Servicing Fee, to be remitted to the Master Servicer by the Company to the payment of a Prepayment Interest
Shortfall on a Mortgage Loan subject to this Agreement.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Monthly
Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

            Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage
Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization (including disposition of any related REO Property) as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company has certified in the related Prepayment
Period that it has received all amounts it expects to receive in connection with such liquidation.

            LPMI Fee: Shall mean the fee payable to the insurer for each Mortgage Loan subject to an LPMI Policy as set forth in such LPMI Policy.

            LPMI Policy: A policy of mortgage guaranty insurance issued by an insurer meeting the requirements of Fannie Mae and Freddie Mac in which the Company is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

            Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii)
the rate at which the LPMI Fee is calculated, if any.

            Nonrecoverable Advance: Any portion of an Advance or a Servicing Advance previously made or proposed to be made by the Company pursuant to this Agreement, that, in the good faith judgment of the Company, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation
Proceeds or otherwise.

            Prepayment Charge: Any prepayment premium, penalty or charge payable by a
Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

            Prepayment Interest Shortfall: With respect to any Distribution Date, for each
Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal
Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period,
(other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Subsection 7.03 of this Agreement or pursuant to the Pooling and Servicing
Agreement), the amount, if any, by which (i) one month's interest at the applicable Net
Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the Servicing Fee and (b) the LPMI Fee, if any.

            Prepayment Period: As to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan. With respect to each
Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage
Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation plus any reduction in the interest component of the Monthly Payments. With respect to each Mortgage
Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the
amount, if any, by which the related Monthly Payment was reduced. With respect to each
Mortgage Loan that has become the subject of a Servicing Modification, a loss resulting from such Servicing Modification.

            Servicing Fee Rate: 0.375% per annum.

            Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Company, as to which default is reasonably foreseeable, any modification which is effected by the Company in accordance with the terms of this Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

            Stated Principal Balance: With respect to any Mortgage Loan or related REO
Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Monthly Payments due with respect to such Mortgage
Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage
Loan received prior to or during the related Prepayment Period, and all Liquidation
Proceeds to the extent applied by the Company as recoveries of principal in accordance with
Subsection 11.03 with respect to such Mortgage Loan, that were received by the Company as of the close of business on the last day of the Prepayment Period related to such
Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

            (g)   The following is added in its entirety as Subsection  4.05 of the Purchase
Agreement:

            Subsection 4.05   Waiver of Prepayment Charges.

            The Company  shall not waive (or permit a subservicer  to waive) any  Prepayment
Charge  unless:  (i) the  enforceability  thereof  shall have been  limited  by  bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights generally,  (ii) the enforcement  thereof is illegal,  or any local, state or federal agency has threatened legal action if the prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv)
such waiver is standard and customary in servicing  similar  Mortgage Loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the
Company,  maximize  recovery  of  total  proceeds  taking  into  account  the  value of such
Prepayment  Charge and the  related  Mortgage  Loan.  In no event will the  Company  waive a
Prepayment  Charge in connection  with a refinancing  of a Mortgage Loan that is not related to a default or a reasonably  foreseeable  default.  If a Prepayment  Charge is waived,  but does not meet the standards  described above, then the Company is required to pay the amount of such waived  Prepayment  Charge by depositing  such amount into the Custodial  Account by the immediately succeeding Distribution Date.

            (h)   The following is added as Subsection 6.04 to the Purchase Agreement:

      Subsection 6.04   Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard  copy.  Such  individual  loan  accounting  report  shall be in the form of  Exhibit 14 hereto, or such other form as is mutually  acceptable to the Company,  the Purchaser and any
Master  Servicer,  Exhibit 15 with respect to defaulted  mortgage loans and Exhibit 16, with respect to  realized  losses and  gains,  and shall  include  the  information  set forth in
Exhibit 14, Exhibit 15, or Exhibit 16, as applicable.

      In addition,  the Company shall provide to the Purchaser such other  information known or available to the Company that is necessary in order to provide the  distribution and pool performance  information  as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its reasonable discretion.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

            (i)   The  following  is  added  in  its  entirety  as  the  last  paragraph  of
Subsection 11.01 of the Purchase Agreement:

            "In  addition,  the Company  will  furnish  information  regarding  the borrower credit files related to each Mortgage Loan to credit  reporting  agencies in compliance with
the  provisions  of  the  Fair  Credit   Reporting  Act  and  the  applicable   implementing
regulations, on a monthly basis."

             (j)  Subsection  11.04 of the Purchase  Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:

            (ii)  all payments on account of interest on the Mortgage Loans net of the
                  Servicing Fee permitted under Subsection 11.21 hereof and the LPMI Fees, if any;

            (k)   Subsection 11.05 of the Purchase Agreement is hereby amended as follows:

            (i)   the following clauses shall be added to the thereof:

                  (viii)      to reimburse the Company for Advances made by it with respect to any Mortgage Loan, provided, however, that the Company's right of reimbursement pursuant to this subclause (viii) shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds or otherwise relating to the Mortgage Loan) that represent late recoveries of payments of principal and/or interest on such particular Mortgage
                        Loan in respect of which any such Advance was made.

                  (ix)  to reimburse the Company for any previously made portion of a
                        Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related
                        Liquidation Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (viii);

            (ii)  the first sentence of the last paragraph thereof shall be deleted in its entirety and replaced with the following:

            The Company shall keep and maintain separate accounting, on Mortgage Loan by
Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial
Account pursuant to subclauses (ii), (iv), (v), (vi) and (viii) above. Prior to making any withdrawal from the Custodial Account pursuant to subclause (ix), the Company shall deliver to the Master Servicer an Officer's Certificate indicating the amount of any previous
Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such
Nonrecoverable Advance.

            (l)   Subsection  11.13 of the Purchase  Agreement is hereby amended by deleting the last sentence of the second paragraph  thereof in its entirety and replacing it with the following:

      "Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, the Company shall dispose of such REO Property prior to three years after its acquisition or, at the expense of the Trust, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Purchaser and the Master Servicer shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Purchaser or the Master Servicer) to the effect that the holding of such REO Property by the Trust subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in
Section 860F of the Code or cause such REMIC to fail to qualify as a REMIC at any time that any certificates issued under the Pooling and Servicing Agreement are outstanding, in which case the Trust may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel)."

            (m)   Subsection 11.14 of the Purchase Agreement is hereby amended as follows:

            (i)   the first paragraph thereof shall be deleted in its entirety and replaced with the following:

            "On each Distribution Date, the Company shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business at the end of the related Due Period other than any Principal Prepayments made after the related Prepayment
Period and any Amounts Held for Future Distribution net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05."

            (ii)  the last paragraph thereof shall be amended by

                  (A)   deleting in its entirety the first clause of the first sentence thereof and replacing it with "With respect to any remittance received by the Purchaser after the Business Day on which such payment was due"

                  (B)   deleting the word "second" in the second sentence thereof.

            (n)   Subsection  11.15 of the Purchase  Agreement is hereby amended by deleting the first sentence of the first paragraph thereof and replacing it with the following:

            "On or before the tenth calendar day of each month, the Company shall furnish to the Purchaser or its designee a report in Excel (or compatible) electronic format (that can be downloaded into a Sybase database) with the fields and format required by the Master
Servicer, together with such other information with respect to the Mortgage Loans as the
Purchaser or the Master Servicer may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions."

            (o)   Section  11.20 of the Purchase  Agreement  is hereby  amended by including the words "(or if the Company does not, the Master  Servicer may)" after the word "will" and before the word "immediately" in the first line thereof.

            (p)   Subsection  11.30 of the  Purchase  Agreement  is hereby  replaced  in its entirety with the following:

                  Subsection 11.30. Reserved.

            (q)   The following  Subsections  shall be added to the end of Section 11 of the
Purchase Agreement:

            Subsection 11.31  Reserved.

            Subsection 11.32  Reserved.

            Subsection 11.33  Advances.

      The Company shall make an Advance with respect to any Mortgage Loan and remit such
Advance to the Master Servicer no later than 1:00 p.m. Eastern time on the Distribution
Date in immediately available funds. The Company shall be obligated to make any such
Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the
Company shall have determined that it has made a Nonrecoverable Advance or that a proposed
Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the
Company shall deliver (i) to the Master Servicer funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Master Servicer an Officer's Certificate
setting forth the basis for such determination.

      In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Custodial
Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such Advance and (ii) remit such funds to the
Master Servicer. Any funds so applied and transferred shall be replaced by the Company by deposit in the Custodial Account, no later than the close of business on the Distribution
Date on which such funds are required to be distributed pursuant to this Agreement.

      The Company shall be entitled to be reimbursed from the Custodial Account for all
Advances of its own funds made pursuant to this Subsection 11.33 as provided in Subsection
11.05. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO
Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor), except as otherwise provided in this Subsection 11.33.

            Subsection 11.34  Compensating Interest Payments.

      In the event that there is a Prepayment Interest Shortfall arising from a voluntary
Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, remit to the Master Servicer, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on such Distribution Date, an amount equal to the
Prepayment Interest Shortfall; and in case of such remittance, the Company shall not be entitled to any recovery or reimbursement from the Master Servicer.

            Subsection 11.35  Books and Records.

      The Company shall provide access to the records and documentation in possession of the Company regarding the Mortgage Loans and REO Property and the servicing thereof to the
Purchaser, the Master Servicer and the Trustee and their agents, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Company; provided, however, that, unless otherwise required by law, the Company shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Company shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Company's actual costs."

            (r)   Subsection 12.01 of the Purchase Agreement is hereby amended by adding the words ", the Master Servicer" after the word "Purchaser" in each instance in which it appears in this Section.

            (s)   The following is added as Exhibit 14 to the Purchase Agreement:

                                            EXHIBIT 14

                                REPORTING DATA FOR MONTHLY REPORT

                         Standard File Layout - Master Servicing
------------------------------------------------------------------------------------------
    Column Name                Description            Decimal     Format Comment    Max
                                                                                    Size
------------------------------------------------------------------------------------------
SER_INVESTOR_NBR     A value assigned by the                   Text up to 10 digits  20
                     Servicer to define a group of
                     loans.
------------------------------------------------------------------------------------------
LOAN_NBR             A unique identifier assigned to           Text up to 10 digits  10
                     each loan by the investor.
------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR    A unique number assigned to a             Text up to 10 digits  10
                     loan by the Servicer.  This may
                     be different than the LOAN_NBR.
------------------------------------------------------------------------------------------
                     The borrower name as received
                     in the file.  It is not                   Maximum length of
BORROWER_NAME        separated by first and last               30 (Last, First)      30
                     name.
------------------------------------------------------------------------------------------
SCHED_PAY_AMT        Scheduled monthly principal and     2     No commas(,) or       11
                     scheduled interest payment that
                     a borrower is expected to pay,
                     P& constant.                             dollar signs ($)
------------------------------------------------------------------------------------------
NOTE_INT_RATE        The loan interest rate as           4     Max length of 6        6
                     reported by the Servicer.
------------------------------------------------------------------------------------------
NET_INT_RATE         The loan gross interest rate        4     Max length of 6        6
                     less the service fee rate as
                     reported by the Servicer.
------------------------------------------------------------------------------------------
                     The servicer's fee rate for a
SERV_FEE_RATE        loan as reported by the             4     Max length of 6        6
                     Servicer.
------------------------------------------------------------------------------------------
                     The servicer's fee amount for a
SERV_FEE_AMT         loan as reported by the             2     No commas(,) or       11
                     Servicer.                                 dollar signs ($)
------------------------------------------------------------------------------------------
NEW_PAY_AMT          The new loan payment amount as      2     No commas(,) or       11
                     reported by the Servicer.                 dollar signs ($)
------------------------------------------------------------------------------------------
NEW_LOAN_RATE        The new loan rate as reported       4     Max length of 6        6
                     by the Servicer.
------------------------------------------------------------------------------------------
ARM_INDEX_RATE       The index the Servicer is using     4     Max length of 6        6
                     to calculate a forecasted rate.
------------------------------------------------------------------------------------------
                     The borrower's actual principal
ACTL_BEG_PRIN_BAL    balance at the beginning of the     2     No commas(,) or       11
                     processing cycle.                         dollar signs ($)
------------------------------------------------------------------------------------------
                     The borrower's actual principal
ACTL_END_PRIN_BAL    balance at the end of the           2     No commas(,) or       11
                     processing cycle.                         dollar signs ($)
------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATThe date at the end of                    MM/DD/YYYY            10
                     processing cycle that the
                     borrower's next payment is due
                     to the Servicer, as reported by
                     Servicer.
------------------------------------------------------------------------------------------
SERV_CURT_AMT_1      The first curtailment amount to     2     No commas(,) or       11
                     be applied.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_DATE_1     The curtailment date associated           MM/DD/YYYY            10
                     with the first curtailment
                     amount.
------------------------------------------------------------------------------------------
                     The curtailment interest on the
CURT_ADJ_ AMT_1      first curtailment amount, if        2     No commas(,) or       11
                     applicable.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_AMT_2      The second curtailment amount       2     No commas(,) or       11
                     to be applied.                            dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_DATE_2     The curtailment date associated           MM/DD/YYYY            10
                     with the second curtailment
                     amount.
------------------------------------------------------------------------------------------

                     The curtailment interest on the
CURT_ADJ_ AMT_2      second curtailment amount, if       2     No commas(,) or       11
                     applicable.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_AMT_3      The third curtailment amount to     2     No commas(,) or       11
                     be applied.                               dollar signs ($)
------------------------------------------------------------------------------------------
SERV_CURT_DATE_3     The curtailment date associated           MM/DD/YYYY            10
                     with the third curtailment
                     amount.
------------------------------------------------------------------------------------------
                     The curtailment interest on the
CURT_ADJ_AMT_3       third curtailment amount, if        2     No commas(,) or       11
                     applicable.                               dollar signs ($)
------------------------------------------------------------------------------------------
PIF_AMT              The loan "paid in full" amount      2     No commas(,) or       11
                     as reported by the Servicer.              dollar signs ($)
------------------------------------------------------------------------------------------
PIF_DATE             The paid in full date as                  MM/DD/YYYY            10
                     reported by the Servicer.
------------------------------------------------------------------------------------------
                                                               Action Code Key:       2
                                                               15=Bankruptcy,
                                                               30=Foreclosure, ,
                                                               60=PIF,
                                                               63=Substitution,
                                                               65=Repurchase,70=REO
                                                      ------------------------------------
ACTION_CODE          The standard FNMA numeric code
                     used to indicate the
                     default/delinquent status of a
                     particular loan.
------------------------------------------------------------------------------------------
INT_ADJ_AMT          The amount of the interest          2     No commas(,) or       11
                     adjustment as reported by the             dollar signs ($)
                     Servicer.
------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMThe Soldier and Sailor              2     No commas(,) or       11
                     Adjustment amount, if                     dollar signs ($)
                     applicable.
------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT     The Non Recoverable Loan            2     No commas(,) or       11
                     Amount, if applicable.                    dollar signs ($)
------------------------------------------------------------------------------------------
LOAN_LOSS_AMT        The amount the Servicer is          2     No commas(,) or       11
                     passing as a loss, if                     dollar signs ($)
                     applicable.
------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL   The scheduled outstanding           2     No commas(,) or       11
                     principal amount due at the
                     beginning of the cycle date to
                     be passed through to investors.           dollar signs ($)
------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL   The scheduled principal balance     2     No commas(,) or       11
                     due to investors at the end of            dollar signs ($)
                     a processing cycle.
------------------------------------------------------------------------------------------
SCHED_PRIN_AMT       The scheduled principal amount      2     No commas(,) or       11
                     as reported by the Servicer for
                     the current cycle -- only
                     applicable for
                     Scheduled/Scheduled Loans.                dollar signs ($)
------------------------------------------------------------------------------------------
SCHED_NET_INT        The scheduled gross interest        2     No commas(,) or       11
                     amount less the service fee
                     amount for the current cycle as
                     reported by the Servicer --
                     only applicable for                       dollar signs ($)
                     Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------
ACTL_PRIN_AMT        The actual principal amount         2     No commas(,) or       11
                     collected by the Servicer for
                     the current reporting cycle --
                     only applicable for
                     Actual/Actual Loans.                      dollar signs ($)
------------------------------------------------------------------------------------------
                     The actual gross interest
                     amount less the service fee
                     amount for the current                    No commas(,) or
ACTL_NET_INT         reporting cycle as reported by      2     dollar signs ($)      11
                     the Servicer -- only applicable
                     for Actual/Actual Loans.
------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT  The penalty amount received         2     No commas(,) or       11
                     when a borrower prepays on his
                     loan as reported by the
                     Servicer.                                 dollar signs ($)
------------------------------------------------------------------------------------------
                     The prepayment penalty amount
PREPAY_PENALTY_      for the loan waived by the          2     No commas(,) or       11
WAIVED               servicer.                                 dollar signs ($)
------------------------------------------------------------------------------------------
MOD_DATE             The Effective Payment Date of             MM/DD/YYYY            10
                     the Modification for the loan.
------------------------------------------------------------------------------------------
MOD_TYPE             The Modification Type.                    Varchar - value can   30
                                                               be alpha or numeric
------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMThe current outstanding             2     No commas(,) or       11
                     principal and interest advances           dollar signs ($)
                     made by Servicer.
------------------------------------------------------------------------------------------

                  (t)   The following is added as Exhibit 15 to the Purchase
        Agreement:

                                            EXHIBIT 15

                                      [See Excel attachment]

                  (u)   The following is added as Exhibit 16 to the Purchase
        Agreement:

                                            EXHIBIT 16

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

      The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3.    Accrued Servicing Fees based upon the Scheduled Principal Balance of the
            Mortgage Loan as calculated on a monthly basis. For documentation, an
            Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

              of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            *  Other expenses -  copies of corporate advance history showing all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            *  All other credits need to be clearly defined on the 332 form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
      (18b) HUD

      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail

---------------------------------------------------------------------------------
    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

56.   The Company hereby agrees that the reports  required to be delivered  pursuant to this
AAR  Agreement  and  Section  11.15 of the  Purchase  Agreement  shall be in the  format  of
Attachments 3 and 4 hereto.

Miscellaneous

57.   All demands,  notices and  communications  related to the Assigned  Loans and this AAR
Agreement  shall be in  writing  and shall be deemed to have been duly  given if  personally delivered at or mailed by registered mail, postage prepaid, as follows:

            a. In the case of Company,

                 Union Federal Bank of Indianapolis
                 7500 West Jefferson Boulevard
                 Fort Wayne, Indiana 46804
                 Attn:   Don Sherman, Chairman
                      Vince Otto
                 Telecopier No.: (260) 434-8073

            With a copy to:

                 Union Federal Bank of Indianapolis
                 7500 West Jefferson Boulevard
                 Fort Wayne, Indiana 46804
                 Attn: Stephanie Jones
                 Telecopier No.: (260) 434-8073

            b. In the case of Assignor,

                 EMC Mortgage Corporation
                 Mac Arthur Ridge II
                 909 Hidden Ridge Drive, Suite 200
                 Irving, Texas 75038
                 Attention: Ms. Ralene Ruyle
                 Telecopier No.: (972) 442-2810

            All notices and updates required to be provided to the Assignor regarding
            Regulation AB pursuant to the Purchase Agreement should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  with a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

            c. In the case of the Securities Administrator,

                 Wells Fargo Bank, National Association
                 9062 Old Annapolis Road
                 Columbia, Maryland 21045
                 Attention: BSALTA 2006-2
                 Telecopier No.: (410) 715-2380

            d. In the case of Assignee,

                 JPMorgan Chase Bank, National Association
                 4 New York Plaza, 6th Floor
                 New York, New York 10004
                 Attention: Worldwide Securities Services-Structured Finance Services,
                 BSALTA 2006-2
                 Telecopier No.: (212) 623-5930

58.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without regard to conflicts of law  principles  (other than Section 5-1401 of the New
York  Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

59.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

60.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company  respectively,  hereunder.  Any Master  Servicer  shall be  considered a third party  beneficiary  of this AAR  Agreement,  entitled  to all the rights and  benefits accruing to any Master Servicer herein as if it were a direct party to this AAR Agreement.

61.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the Purchase  Agreement  to the extent of the Assigned  Loans by Assignor to Assignee and the termination of the Purchase Agreement.

62.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

63.   In the event that any provision of this AAR Agreement  conflicts with any provision of the Purchase  Agreement with respect to the Assigned Loans,  the terms of this AAR Agreement shall control.

64.   The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
"Master  Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement,  dated as of March 1, 2006, among the Assignor,  the
Assignee,  the Master Servicer and SAMI II ("Pooling and Servicing  Agreement") and therefor has the right to enforce all  obligations  of the  Company,  as they relate to the  Assigned
Loans,  under the  Purchase  Agreement  and this AAR  Agreement.  Such rights will  include, without  limitation,  the right to terminate the Servicer under the Purchase  Agreement upon the  occurrence  of an event of default  thereunder,  the right to receive  all  remittances required to be made by the Company  under the Purchase  Agreement,  the right to receive all monthly  reports and other data  required to be delivered by the Company  under the Purchase
Agreement,  the right to  examine  the books and  records  of the  Company,  indemnification rights,  and the right to  exercise  certain  rights of consent  and  approval  relating  to actions taken by the Company.  The Company shall make all  distributions  under the Purchase
Agreement,  as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400.

and the Company shall deliver all reports required to be delivered under the Purchase
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

EMC MORTGAGE CORPORATION,              JPMORGAN CHASE BANK, NATIONAL
the Assignor                           ASSOCIATION, as trustee,
                                       the Assignee
By:_______________________________     By:_______________________________
Its:                                   Its:______________________________
UNION FEDERAL BANK OF
INDIANAPOLIS,
the Company
By:_______________________________
Its: _____________________________
Acknowledged and Agreed                Acknowledged and Agreed
WELLS FARGO BANK,                      STRUCTURED ASSET MORTGAGE INVESTMENTS
NATIONAL ASSOCIATION,                  II INC.
the Master Servicer
By:_______________________________     By:_______________________________
Its: _____________________________     Its: _____________________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                        ATTACHMENT 2

                                     PURCHASE AGREEMENT

                                        ATTACHMENT 3

            SERVICER PERIOD REPORTING FORMAT

The format should be:
1. Record length of 240
2. ASCII
3. All dates should have DD of "01".

                                                                COBOL
    #      M/O   Field Name               Position  Length    "Picture"   Justify
1.          O    Master Servicer No.      001-002      2
2.          O    Unit Code                003-004      2
3.          M    Loan Number              005-014     10    X(10)
4.          O    Borrower Name            015-034     20    X(20)
5.          O    Old Payment Amount       035-045     11    S(9)V9(02)
6.          O    Old Loan Rate            046-051      6    9(2)V9(04)
7.          O    Servicer Fee Rate        052-057      6    9(2)V9(04)
8.          M    Servicer Ending          058-068     11    S9(9)V9(02)
                 Balance
9.          M    Servicer Next Due Date   069-076      8    CCYYMMDD
10.         O    Curtail Amt 1 - Before   077-087     11    S9(9)V9(02)
11.         O    Curtail Date 1           088-095      8    CCYYMMDD
12.         O    Curtail Amt 1 - After    096-106     11    S9(9)V9(02)
13          O    Curtail Amt 2 - Before   107-117     11    S9(9)V9(02)
14.         O    Curtail Date             118-125      8    CCYYMMDD
15.         O    Curtail Amt 2 - After    126-136     11    9(9)V9(02)
16.         O    Curtail Amt 3 - Before   137-147     11    9(9)V9(02)
17.         O    Curtail Date             148-155      8    CCYYMMDD
18          O    Curtail Amt 3 - After    156-166     11    9(9)V9(02)
19          O    New Payment Amount       167-177     11    9(9)V9(02)
20.         O    New Loan Rate            178-183      6    (2)V9(04)
21.         O    Index Rate               184-189      6    (2)V9(04)
22.         O    Remaining Term           190-192      3    (3)
23.         O    Liquidation Amount       193-203     11    9(9)V9(02)
24.         O    Action Code              204-205      2    (02)
25.         O    Scheduled Principal      206-216     11    9(9)V9(02)
26.         O    Scheduled Interest       217-227     11    9(9)V9(02)
27.         O    Scheduled Ending         228-238     11    9(9)V9(02)
                 Balance
28.         O    FILLER                   239-240      2    (02)
             Trailer Record
1.          O    Number of Records        001-006      6    9(06)
2.          O    FILLER                   007-240    234    X(234)

Field Names and Descriptions:
Field Name                               Description
Master Servicer                          No. Hard code as "01" used internally
Unit Code                                Hard code as " " used internally
Loan Number                              Investor's loan number
Borrower Name                             Last name of borrower
Old Payment Amount                       P&I amount used for the applied payment
Old Loan Rate                            Gross interest rate used for the
                                         applied payment
Servicer Fee Rate                        Servicer's fee rate
Servicer Ending Balance applied          Ending actual balance after a payment
                                         has been
Servicer Next Due Date                   Borrower's next due date for a payment
Curtailment Amount 1 - Before            Amount of curtailment applied before
                                         the payment
Curtailment Date 1                       Date of curtailment should coincide
                                         with the payment date applicable to
                                         the curtailment
Curtailment Amount 1 - After             Amount of curtailment applied after
                                         the payment
Curtailment Amount 2 - Before            Amount of curtailment applied before
                                         the payment
Curtailment Date 2                       Date of curtailment should coincide
                                         with the payment date applicable to
                                         the curtailment
Curtailment Amount 2 - After             Amount of curtailment applied after
                                         the payment
Curtailment Amount 3 - Before            Amount of curtailment applied before
                                         the payment
Curtailment Date 3                       Date of curtailment should coincide
                                         with the payment date applicable to
                                         the curtailment
Curtailment Amount 3 - After             Amount of curtailment applied after
                                         the payment
New Payment Amount                       For ARM, Equal, or Buydown loans, when
                                         a payment change occurs, this is the
                                         scheduled payment
New Loan Rate                            For ARM loans, when the gross interest
                                         rate change occurs, this is the
                                         scheduled rate
Index Rate                               For ARM loans, the index rate used in
                                         calculating the new gross interest rate
Remaining Term                           For ARM loans, the number of months
                                         left on the loan used to determine the
                                         new P&I amount
Liquidation Amount                       The payoff amount of the loan
Action Code                              For delinquent loans:
                                         12 -- Relief Provisions
                                         15 -- Bankruptcy/Litigation

                                         20 -- Referred for Deed-in-lieu, short
                                         sale
                                         30 -- Referred to attorney to begin
                                         foreclosure
                                         60 -- Loan Paid in full
                                         70 -- Real Estate Owned
                                         Scheduled Principal
Scheduled Interest                       Amount of interest from borrower
                                         payment due to bondholder
Scheduled Ending Balance                 Ending scheduled balance of loan
FILLER                                   Should be filled with spaces

                                        ATTACHMENT 4

                    Wells Fargo Bank Master Servicing Default Reporting
                                  DATA FIELD REQUIREMENTS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

   Name                                Type                    Character Size
   Servicer Loan #                     Number (Double)                     10
   Investor Loan #                     Number (Double)                     10
   Servicer Investor #                 Text                                 3
   Borrower Name                       Text                                20
   Address                             Text                                30
   State                               Text                                 2
   Zip                                 Text                                10
   Due Date                            Date/Time                            8
   Loan Type                           Text                                 8
   Wells Fargo Action Code             Text                                 2
   FC Approval Date                    Date/Time                            8
   File Referred to Attorney           Date/Time                            8
   NOD                                 Date/Time                            8
   Complaint Filed                     Date/Time                            8
   Sale Published                      Date/Time                            8
   Scheduled Sale Date                 Date/Time                            8
   Actual Sale Date                    Date/Time                            8
   F/C Sale Amount                     Currency                             8
   Redemption Exp. Date                Date/Time                            8
   Loss Mit Approval Date              Date/Time                            8
   Loss Mit Type                       Text                                 5
   Loss Mit Code                       Number                               2
   Loss Mit Estimated Completion Date  Date/Time                            8
   Loss Mit Actual Completion Date     Date/Time                            8
   Loss Mit Broken Plan Date           Date/Time                            8
   BK Chapter                          Text                                 6
   BK Filed Date                       Date/Time                            8
   Post Petition Due                   Date/Time                            8
   BK Hearing Date                     Date/Time                            8
   POC Date                            Date/Time                            8
   POC Amount                          Currency                             8
   BK Case Number                      Text                        30 Maximum
   Motion for Relief                   Date/Time                            8
   Lift of Stay                        Date/Time                            8
   BK Discharge/Dismissal Date         Date/Time                            8
   Reason For Delinquency              Text                                10
   Occupant Code                       Text                                10

   Eviction Start Date                 Date/Time                            8
   Eviction Completed Date             Date/Time                            8
   List Price                          Currency                             8
   List Date                           Date/Time                            8
   Accepted Offer Price                Currency                             8
   Accepted Offer Date                 Date/Time                            8
   Estimated REO Closing Date          Date/Time                            8
   Actual REO Sale Date                Date/Time                            8
   Servicer Comments                   Text                               200
   Property Damage Date                Date/Time                            8
   Property Repair Amount              Currency                             8
   Property Value Date                 Date/Time                            8
   Current Property Value              Currency                             8
   Repaired Property Value             Currency                             8
   BPO Y/N                             Text                                 1
   Current LTV                         Currency                             8
   Property Condition Code             Text                                 2
   Property Inspection Date            Date/Time                            8
   MI Cancellation Date                Date/Time                            8
   MI Claim Filed Date                 Date/Time                            8
   MI Claim Amount                     Currency                             8
   MI Claim Reject Date                Date/Time                            8
   MI Claim Resubmit Date              Date/Time                            8
   MI Claim Paid Date                  Date/Time                            8
   MI Claim Amount Paid                Currency                             8
   Pool Claim Filed Date               Date/Time                            8
   Pool Claim Amount                   Currency                             8
   Pool Claim Reject Date              Date/Time                            8
   Pool Claim Paid Date                Date/Time                            8
   Pool Claim Amount Paid              Currency                             8
   Pool Claim Resubmit Date            Date/Time                            8
   FHA Part A Claim Filed Date         Date/Time                            8
   FHA Part A Claim Amount             Currency                             8
   FHA Part A Claim Paid Date          Date/Time                            8
   FHA Part A Claim Paid Amount        Currency                             8
   FHA Part B Claim Filed Date         Date/Time                            8
   FHA Part B Claim Amount             Currency                             8
   FHA Part B Claim Paid Date          Date/Time                            8
   FHA Part B Claim Paid Amount        Currency                             8
   VA Claim Filed Date                 Date/Time                            8
   VA Claim Paid Date                  Date/Time                            8
   VA Claim Paid Amount                Currency                             8
   FNMA Del. Status Code               Text                                 2
   FNMA Del. Reason Code               Text                                 2

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:
--------------------------------------------------------------------------------------------

      12-Relief Provisions (i.e. Sailors & Soldiers Relief Act)
      15-Bankruptcy/Litigation
      20-Loss Mitigation-Workout
      30-Referred for Foreclosure
      60-Payoff
      65-Repurchase
      70-REO-Held for Sale
      71-Third Party Sale/Condemnation
      72-REO-Pending Conveyance to HUD/VA

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief under the Sailors and Soldiers Relief Act.

Action Code 15 - To report a borrower filing bankruptcy and for all active bankruptcies.

Action Code 20 - To report that the Borrower has agreed to some form of loss mitigation/workout. Examples of these include Short Sale, Deed-in-Lieu of Foreclosure,
Formal Forbearance Agreements, Modifications, etc.

Action Code 30 - To report a loan that has been referred to attorney for foreclosure.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage
Loan, has acquired the property and may dispose of it.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property is pending conveyance to HUD/VA.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

o     ASUM- Approved Assumption

o     BAP- Borrower Assistance Program

o     CO- Charge Off

o     DIL- Deed-in-Lieu

o     FFA- Formal Forbearance Agreement

o     MOD- Loan Modification

o     PRE- Pre-Sale

o     SS- Short Sale

o     MISC- Anything else approved by the PMI or Pool Insurer

The Occupant Code field should show the current status of the property. The acceptable codes are:

o     Mortgagor

o     Tenant

o     Unknown

o     Vacant

The FNMA Del. Status Code should reflect the FNMA Delinquent Status Codes below:

      Code     Delinquency Description
        9      Forbearance
       17      Preforeclosure Sale Closing Plan
               Accepted
       24      Government Seizure
       26      Refinance
       27      Assumption
       28      Modification
       29      Charge-off
       30      Third Party Sale
       31      Probate
       32      Military Indulgence
       43      Foreclosure Started
       44      Deed-in-Lieu Started
       49      Assignment Completed
       61      Second Lien Considerations
       62      Veterans Affairs -- No Bid
       63      Veterans Affairs -- Refund
       64      Veterans Affairs -- Buydown
       65      Chapter 7 Bankruptcy
       66      Chapter 11 Bankruptcy
       67      Chapter 13 Bankruptcy

The FNMA Del. Reason Code should show the FNMA Delinquency Reason Codes below:
--------------------------------------------------------------------------------------------

   Delinquency Code   Delinquency Description
          001         Death of Principal Mortgagor
          002         Illness of Principal Mortgagor
          003         Illness of Mortgagor's Family
                      Member
          004         Death of Mortgagor's Family Member
          005         Marital Difficulties
          006         Curtailment of Income
          007         Excessive Obligations - Same
                      Income, Including Habitual
                      Nonpayment of Debts
          008         Abandonment of Property
          009         Distant Employment Transfer
          011         Property Problem
          012         Inability to Sell Property
          013         Inability to Rent Property
          014         Military Service
          015         Default Detail
          016         Unemployment
          017         Business Failure
          019         Casualty Loss
          022         Energy-Environment Cost
          023         Servicing Problems
          026         Payment Adjustment
          027         Payment Dispute
          029         Transfer of Ownership Pending
          030         Fraud
          031         Unable to Contact Borrower
          INC         Incarceration

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
  THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "Assignment and Assumption
Agreement"), dated as of March 31, 2006, by EMC Mortgage Corporation, a Delaware
corporation (the "Assignor"), JPMorgan Chase Bank, National Association, not individually but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-2, Mortgage
Pass-Through Certificates, Series 2006-2 (the "Assignee") and Wells Fargo Bank, N.A. (the
"Company").

  Whereas the Company has agreed to service certain mortgage loans listed on Exhibit A hereto (the "Mortgage Loans"), the servicing obligations to which will transfer to the
Company on April 1, 2006; and

  Whereas the Assignor and the Company entered into that certain Amended and Restated
Master Seller's Warranties and Servicing Agreement dated as of November 1, 2005 (the
"Warranties and Servicing Agreement" or the "Agreement"), pursuant to which the Company hereby agrees to service the Mortgage Loans.

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall be subject to the terms of this Assignment and Assumption Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warranties and Servicing
Agreement.

      Assignment and Assumption

65.   Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest  in, to and under (a) the
  Mortgage  Loans  and (b) the  Warranties  and  Servicing  Agreement  with  respect  to the
  Mortgage Loans; provided,  however, that the Assignor is not assigning to the Assignee any of its right,  title and interest,  to and under the  Warranties  and Servicing  Agreement with  respect to any  mortgage  loan other than the  Mortgage  Loans  listed on Exhibit A.
  Notwithstanding  anything to the contrary  contained  herein,  the  Assignor  specifically reserves  and does not assign to the  Assignee  any right,  title and  interest  in, to or under the representations  and warranties  contained in Section 3.01 of the Warranties and
  Servicing  Agreement,  and to  indemnify  the  Assignor  with  respect to a breach of such representations  and  warranties  pursuant to Section 3.03 of the Warranties and Servicing
  Agreement,  and the Assignor is  retaining  the right to enforce the  representations  and warranties  and the  obligations  of the Company set forth in those  sections  against the
  Company.  Except  as is  otherwise  expressly  provided  herein,  the  Assignor  makes  no representations,  warranties  or covenants  to the Assignee and the Assignee  acknowledges that the Assignor has no  obligations  to the Assignee  under the terms of the  Warranties and  Servicing  Agreement or otherwise  relating to the  transaction  contemplated  herein
  (including, but not limited to, any obligation to indemnify the Assignee).

      With regards to the Mortgage  Loans,  a breach of the  representations  and warranties contained in Section 3.01 of the  Warranties  and  Servicing  Agreement  shall  constitute termination  of the Company as servicer as provided for in Section 11.01 of the Warranties and Servicing Agreement.

      Representations Warranties and Covenants

66.   The Assignor  warrants and represents to, and covenants  with, the Assignee that as of the date hereof:

(a)   Attached  hereto  as  Exhibit  B is a true and  accurate  copy of the  Warranties  and
                  Servicing  Agreement,  which  agreement  is in full force and effect as of the date hereof and the provisions of which have not been waived,  further amended or  modified  in any  respect,  nor has any notice of  termination been given thereunder;

(b)   The  Assignor is the lawful  owner of the  Mortgage  Loans with full right to transfer the  Mortgage  Loans  and  any  and  all  of  its  interests,  rights  and obligations  under the Warranties  and Servicing  Agreement as they relate to the  Mortgage  Loans,  free  and  clear  from  any and all  claims  and encumbrances;  and upon the transfer of the Mortgage Loans to the Assignee as contemplated  herein,  Assignee shall have good title to each and every
                  Mortgage Loan, as well as any and all of the Assignee's interests,  rights and  obligations  under the  Warranties  and  Servicing  Agreement as they relate to the Mortgage Loans, free and clear of any and all liens,  claims and encumbrances;

(c)   There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Mortgage Loans or the Warranties and Servicing Agreement;

(d)   The Assignor has no knowledge of, and has not received  notice of, any waivers  under, or any modification of, any Mortgage Loan;

(e)   The Assignor is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)   The Assignor has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this Assignment and Assumption  Agreement,  and to consummate the  transactions  set forth herein.  The  consummation  of the transactions  contemplated by this Assignment and Assumption  Agreement is in the ordinary  course of the  Assignor's  business and will not conflict with,  or  result  in a  breach  of,  any  of  the  terms,  conditions  or provisions of the Assignor's  charter or by-laws or any legal restriction, or any  material  agreement or  instrument  to which the Assignor is now a party or by which it is  bound,  or result  in the  violation  of any law, rule,  regulation,  order,  judgment  or decree to which  Assignor  or its property  is subject.  The  execution,  delivery  and  performance  by the
                  Assignor of this Assignment and Assumption  Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized
                  by  all  necessary  corporate  action  on  part  of  the  Assignor.   This
                  Assignment and  Assumption  Agreement has been duly executed and delivered by the Assignor  and, upon the due  authorization,  execution and delivery by the  Assignee and the Company,  will  constitute  the valid and legally binding  obligation  of the Assignor  enforceable  against the Assignor in accordance  with its terms  except as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

(g)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by the  Assignor  in  connection  with  the  execution,  delivery  or performance by the Assignor of this  Assignment and Assumption  Agreement, or  the  consummation  by  it of  the  transactions  contemplated  hereby.
                  Neither  the  Assignor  nor  anyone  acting  on its  behalf  has  offered, transferred,  pledged, sold or otherwise disposed of the Mortgage Loans or any  interest in the  Mortgage  Loans,  or  solicited  any offer to buy or accept a transfer,  pledge or other  disposition of the Mortgage Loans, or any interest in the Mortgage  Loans or otherwise  approached or negotiated with respect to the Mortgage  Loans, or any interest in the Mortgage Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner,  or taken any other action which would  constitute a  distribution  of the  Mortgage  Loans under the
                  Securities  Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the  Mortgage  Loans a violation  of Section 5 of the
                  1933 Act or require registration pursuant thereto; and

(h)   The Assignor has received from the Company,  and has  delivered to the  Assignee,  all documents  required to be delivered  to the Assignor by the Company  prior to the date hereof  pursuant to the  Warranties  and  Servicing  Agreement with  respect  to the  Mortgage  Loans and has not  received,  and has not requested from the Company, any additional documents.

67.   The Assignee  warrants and represents to, and covenants with,  Assignor and Company as of the date hereof:

(a)   The Assignee is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  organization  and has all requisite power and authority  to hold the  Mortgage  Loans on behalf of the  holders  of Bear
                  Stearns ALT-A Trust 2006-2,  Mortgage  Pass-Through  Certificates,  Series
                  2006-2;

(b)   The Assignee has full  corporate  power and authority to execute,  deliver and perform under this  Assignment  and  Assumption  Agreement,  and to consummate the transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by  this  Assignment  and  Assumption  Agreement  is in  the ordinary course of the Assignee's  business and will not conflict with, or result in a breach of, any of the terms,  conditions  or provisions of the
                  Assignee's  charter or by-laws or any legal  restriction,  or any material agreement or  instrument  to which the Assignee is now a party or by which it is bound,  or result in the  violation  of any law,  rule,  regulation, order,  judgment  or decree  to which  the  Assignee  or its  property  is subject.  The execution,  delivery and performance by the Assignee of this
                  Assignment  and  Assumption  Agreement and the  consummation  by it of the transactions  contemplated  hereby,  have  been  duly  authorized  by  all necessary  corporate  action on part of the Assignee.  This Assignment and
                  Assumption  Agreement has been duly executed and delivered by the Assignee and,  upon the due  authorization,  execution and delivery by the Assignor and the Company,  will constitute the valid and legally binding obligation of Assignee  enforceable against the Assignee in accordance with its terms except as  enforceability  may be limited by  bankruptcy,  reorganization, insolvency,  moratorium  or other  similar laws now or hereafter in effect relating to  creditors'  rights  generally,  and by general  principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;

(c)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by the  Assignee  in  connection  with  the  execution,  delivery  or performance by the Assignee of this  Assignment and Assumption  Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)   The  Assignee  assumes all of the rights of the  Purchaser  under the  Warranties  and
                  Servicing  Agreement  with  respect to the  Mortgage  Loans other than the right to enforce the  obligations  of the Company under the Warranties and
                  Servicing Agreement.

68.   The Company  warrants and  represents  to, and  covenants  with,  the Assignor and the
  Assignee as of the date hereof:

(a)   Attached  hereto  as  Exhibit  B is a true and  accurate  copy of the  Warranties  and
                 Servicing Agreement,  which agreement is in full force and effect as of the date  hereof  and the  provisions  of which have not been  waived,  further amended or modified in any respect,  nor has any notice of termination been given thereunder;

(b)   The Company is a national banking association duly organized,  validly existing and in good standing  under the laws of the United  States,  and has all requisite power and authority to service the Mortgage  Loans and otherwise to perform its obligations under the Warranties and Servicing Agreement;

(c)   The  Company  has full  power and  authority  to  execute,  deliver  and  perform  its
                 obligations  under  this  Assignment  and  Assumption  Agreement,   and  to
                 consummate  the  transactions  set forth herein.  The  consummation  of the transactions  contemplated by this  Assignment and Assumption  Agreement is in the  ordinary  course of the  Company's  business  and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of the  Company's  charter  or  by-laws  or any legal  restriction,  or any material  agreement or instrument to which the Company is now a party or by which  it  is  bound,  or  result  in  the  violation  of  any  law,  rule, regulation,  order, judgment or decree to which the Company or its property is subject.  The  execution,  delivery  and  performance  by the Company of this Assignment and Assumption  Agreement and the consummation by it of the
                 transactions   contemplated  hereby,  have  been  duly  authorized  by  all necessary  action on part of the Company.  This  Assignment  and Assumption
                 Agreement has been duly  executed and  delivered by the Company,  and, upon the due  authorization,  execution  and delivery by Assignor and  Assignee, will  constitute  the valid and  legally  binding  obligation  of  Company, enforceable  against the  Company in  accordance  with its terms  except as enforceability  may be limited by the  effect of  insolvency,  liquidation, conservatorship  and other similar laws administered by the Federal Deposit
                 Insurance  Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity;

(d)   No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                 registration  with, any  governmental  entity is required to be obtained or made  by  the  Company  in  connection  with  the  execution,  delivery  or performance by the Company of this Assignment and Assumption Agreement,  or the consummation by it of the transactions contemplated hereby;

(e)   The  Company  shall  establish a Custodial  Account  and an Escrow  Account  under the
                 Warranties  and  Servicing  Agreement in favor of the Assignee with respect to the  Mortgage  Loans  separate  from the  Custodial  Account  and Escrow
                 Account   previously   established   under  the  Warranties  and  Servicing
                 Agreement in favor of Assignor; and

(f)   Pursuant  to Section  9.01 of the  Warranties  and  Servicing  Agreement,  the Company
                 hereby  restates the  representations  and  warranties set forth in Section
                 3.01 of the Warranties and Servicing  Agreement with respect to the Company as of the date hereof as amended by Section 9.

69.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines,  forfeitures, legal fees and related  costs,  judgments,  and any other costs,  fees and  expenses  that
  Assignee (and its  successors and assigns) may sustain in any way related to any breach of the  representations or warranties of Assignor set forth in this Assignment and Assumption
  Agreement or the breach of any covenant or condition contained herein.

70.   The Company hereby  acknowledges that Wells Fargo Bank, N.A. and any successor thereto
  (the  "Master  Servicer"),  has been  appointed as master  servicer of the Mortgage  Loans pursuant to the Pooling and  Servicing  Agreement  dated as of March 1, 2006 the  "Pooling and Servicing  Agreement"),  among  Structured  Asset  Mortgage  Investments  II Inc., the
  Assignor,  the Assignee and the Master  Servicer,  and  therefore has the right to enforce all  obligations of the Company under the Warranties and Servicing  Agreement.  Such right will include,  without  limitation,  the right to receive all  remittances  required to be made by the Company under the  Warranties  and Servicing  Agreement,  the right to receive all monthly  reports  and other data  required to be  delivered  by the Company  under the
  Warranties  and  Servicing  Agreement,  the right to examine  the books and records of the
  Company,  indemnification  rights, and the right to exercise certain rights of consent and approval  relating to actions taken by the Company.  The Company hereby  acknowledges that the Master  Servicer  shall be  obligated to notify the  Assignee in  accordance  with the
  Pooling and Servicing  Agreement  upon the discovery of an event of default by the Company of its  obligations  under the Warranties  and Servicing  Agreement and the Assignee shall have the right to terminate  the Company as servicer  under the  Warranties  and Servicing
  Agreement upon the occurrence of such an event of default.

71.   Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties hereto that (i) this Agreement is  acknowledged  and accepted by the
  Assignee  not  individually  or  personally  but solely as  Assignee  for the Trust in the exercise  of the powers and  authority  conferred  and vested in it under the  Pooling and
  Servicing Agreement, (ii) each of the representations,  undertakings and agreements herein made on  behalf  of the  Trust  is made  and  intended  not as  personal  representations, undertakings  and  agreements  of the Assignee but is made and intended for the purpose of binding only the Trust and (iii) under no  circumstances  shall the Assignee be personally liable for the payment of any  indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any obligation,  representation,  warranty or covenant made or  undertaken  by the  Assignee,  the Assignor or the Trust under this  Agreement or made or  undertaken by the Assignee,  the Assignor or the Trust under the  Warranties  and
  Servicing  Agreement or the Pooling and  Servicing  Agreement.  Any  recourse  against the
  Assignee in respect of any  obligations it may have under or pursuant to the terms of this
  Agreement  shall be limited  solely to the  assets it may hold as trustee of Bear  Stearns
  ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2.

Recognition of Assignee
72.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
  Mortgage  Loans and will  service the  Mortgage  Loans for  Assignee  as if  Assignee  and
  Company had entered into a separate servicing  agreement for the servicing of the Mortgage
  Loans in the form of the  Warranties  and Servicing  Agreement (as modified  herein),  the terms of which are  incorporated  herein by  reference.  Notwithstanding  anything  to the
  contrary  contained  herein  or  in  the  Warranties  and  Servicing  Agreement,   Company
  acknowledges  that the Mortgage Loans will be part of a REMIC and hereby agrees that in no event will it service  the  Mortgage  Loans in a manner  that would (i) cause any REMIC to fail to  qualify  as a REMIC or (ii)  result  in the  imposition  of a tax upon any  REMIC
  (including  but not limited to the tax on  prohibited  transactions  as defined in Section
  860F(a)(2)  of the Code  and the tax on  contributions  to a REMIC  set  forth in  Section
  860G(d) of the Code).  It is the  intention  of Assignor,  Company and Assignee  that this
  Assignment  and  Assumption  Agreement  shall be binding  upon and for the  benefit of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall  amend or agree to amend,  modify,  waive,  or  otherwise  alter any of the terms or provisions  of the  Warranties  and Servicing  Agreement  which  amendment,  modification, waiver or other  alteration  would in any way affect the Mortgage  Loans without the prior written consent of Assignee.

      Modification of the Warranties and Servicing Agreement

73.   The Company and  Assignor  hereby  amend the  Warranties  and  Servicing  Agreement as follows:

      (a)   The  following  definitions  shall be added to Article I of the  Warranties  and
Servicing Agreement:

      Assignee:  JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Steans ALT-A Trust 2006-2,  Mortgage Pass-Through  Certificates,  Series
      2006-2.

      Master Servicer:  With respect to any  Securitization  Transaction,  the "master servicer," if any, identified in the related transaction documents.

      Nonrecoverable Advance: Any advance previously made by the Company pursuant to
      Section 5.03 or any Servicing Advance which, in the good faith judgment of the
      Company, may not be ultimately recoverable by the Company from Liquidation
      Proceeds or otherwise.  The determination by the Company that it has made a
      Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the
      Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.
      Prepayment Charge: Any prepayment premium, penalty or charge payable by a
      Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.
      Securities Administrator: With respect to any Securitization Transaction, the
      "securities administrator," if any, identified in the related transaction documents.
      SEC: The Securities and Exchange Commission.
      Trustee: JPMorgan Chase Bank, National Association.
      (b)   The  definition  of  Principal  Prepayment  in Article I of the  Warranties  and
Servicing Agreement is deleted in its entirety and replaced with the following:

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage
Loan which is received in advance of its scheduled Due Date, including any Prepayment
Charge and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      (c)   The  definition  of  "Qualified  Depository"  in the  Warranties  and  Servicing
Agreement  shall be  modified  by  deleting  the word "A-1" and  replacing  it with the word
"A-1+".

      (d)   Article III of the Agreement is hereby amended effective as of the date hereof as follows:
            (1)   Section 3.01(b) is amended by replacing the "," after the word "loans" in the third line, with a ".", and deleting the remainder of the sentence.
            (2)   Section 3.01(c) is amended by deleting, "the sale of the Mortgage Loans to the Purchaser".
            (3)   Section 3.01(f) is amended by adding a "." after, "The Company is solvent." And deleting the remainder of the paragraph.
            (4)   Section 3.01(h) is amended by deleting, "or the sale of the Mortgage
                  Loans as evidenced by the consummation of the transactions contemplated by this Agreement.
            (5)   Section 3.01(i) is deleted in its entirety.
            (6)   Section 3.01(k) is deleted in its entirety.
            (7)   by deleting Section 3.01(l) in its entirety and replacing it with the following:
                  (l)   No Material Change.
                        There has been no material adverse change in the servicing policies and procedures, business, operations, financial condition or assets of the Company since the date of the Company's most recent financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;
            (8)   Section 3.01(m) is deleted in its entirety; and
            (9)   Section 3.02 is not applicable to the Mortgage Loans.
      (e)   Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following paragraph to Section 4.03:
            The Company shall not waive any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv)
      such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.  If a Prepayment
      Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.
      (f)   The following is added as Subsection 4.05(x) of the Warranties and
Servicing Agreement:
            "(x)  to reimburse itself for any Nonrecoverable Advances;"

      (g)   Article IV of the Agreement is hereby amended by replacing Section 4.25 with the following:
      The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any
Reconstitution Agreement unless the Company complies with the provisions of paragraph (a)
of this Section 4.25.  The Company shall not hire or otherwise utilize the services of any
Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.25.

      (a)   It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer.  The
      Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this
      Section 4.25 and with Sections 6.04, 6.06, 9.01(e)(iii), 9.01(e)(v), 9.01(e)(vi),
      9.01(e)(vii), 9.01(e)(viii) and 9.01(f) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(e)(iv) of this Agreement.  The Company shall be responsible for obtaining from each Subservicer and delivering to the
      Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.
      (b)   It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor.  The
      Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the
      Company or any Subservicer, specifying (i) the identity of each such Subcontractor,
      (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.
      As a condition to the utilization of any Subcontractor determined to be
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer)
for the benefit of the Purchaser and any Depositor to comply with the provisions of
Sections 6.06 and 9.01(f) of this Agreement to the same extent as if such Subcontractor were the Company.  The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 6.06, in each case as and when required to be delivered.
      (h)   Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:
      Section 5.02      Statements to the Purchaser.
No later than the tenth  (10th)  calendar day (or if such tenth (10th) day is not a Business
Day, the first Business Day immediately  preceding such tenth (10th day) of each month,  the
Company  shall  furnish  to the Master  Servicer  an  electronic  file  containing  the data specified in Exhibit I, which data shall reflect  information as to the period ending on the last day of the  preceding  month,  Exhibit J with respect to defaulted  mortgage  loans and
Exhibit M, with respect to realized losses and gains, with each such report.

      (i)   Section 6.04 (Annual Statements as to Compliance) is hereby amended as follows:

            (1)   delete paragraph (i) in its entirety;

            (2)   delete the reference to "(ii)" at the beginning of the section paragraph;
      and

            (3)   Delete the references to "the Purchaser and any Depositor" and replace each with "the Master Servicer".

            (j)   Section 6.05 (Annual Independent Public Accountants' Servicing Report) is
deleted in its entirety.

            (k)   Section 6.06 (Report on Assessment of Compliance and Attestation) is
hereby amended by replacing the references to "the Purchaser and any Depositor" with "the
Master Servicer" and "the Purchaser and such Depositor" with "the Master Servicer".

      (l)   Section  6.07(ii) is hereby amended by replacing the references to "Purchaser or
Depositor" with "Purchaser, any Master Servicer or any Depositor".

      (m)   The  following are added as the second,  third and fourth  paragraphs of Section
6.09 of the Warranties and Servicing Agreement:

            "Notwithstanding anything in this Agreement to the contrary, the Company (a)
      shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both effect an exchange or reissuance of such
      Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder).
            Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of
      Counsel reasonably acceptable to the Securities Administrator with a copy to the
      Trustee with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event"), and the Company shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.
            The Company shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC. The Company shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code."

      (n)   Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by deleting in their entirety Sections 9.01(e)(i) and
9.01(e)(ii).
      (o)   Article IX of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof by replacing Section 9.01(e)(iv) with the following:
      (iv)  For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer to (1) provide prompt notice to the Purchaser, any Master
      Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company or any Subservicer, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Subservicer and any of the parties specified in Section
      9.01(e)(iii)(J) (and any other parties identified in writing by the requesting party)
      with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the
      Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any
      Reconstitution Agreement, and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.
            All notification pursuant to this Section 9.01(e)(iv), other than those pursuant to Section 9.01(e)(iv)(A), should be sent to:
      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      With a copy to:
      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      Notifications pursuant to Section 9.01(e)(iv)(A) should be sent to:
      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555

      With copies to:
      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      (p)   Section 9.01(e)(v) of the Warranties and Servicing Agreement is hereby amended effective as of the date hereof, by replacing the references to "the Purchaser and any
Depositor" with "the Purchaser, the Master Servicer and any Depositor" and "the Purchaser
and such Depositor" with "the Purchaser, the Master Servicer and such Depositor".
      (q)   The third paragraph of Section 9.01 of the Warranties and Servicing Agreement
is hereby amended effective as of the date hereof by replacing such section with the following:
            The Purchaser and the Company acknowledge and agree that the purpose of Section
      9.01(e) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.
      Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any
      Depositor provide comparable disclosure in unregistered offerings. References in this
      Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.
            Neither the Purchaser, the Master Servicer nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities
      Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, the Master Servicer or any Depositor in
      good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization
      Transaction, the Company shall cooperate fully with the Purchaser and any Master
      Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the
      Purchaser, such Master Servicer or such Depositor to comply with the provisions of
      Regulation AB, together with such disclosures relating to the Company, any
      Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the
      Purchaser's reasonable judgment, to comply with Regulation AB.
      (r)   Section  9.01(e)(vii)  of the  Warranties  and  Servicing  Agreement  is  hereby amended effective as of the date hereof by replacing such section with the following:

            (vii) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10)
      days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):
                  (A)   any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);
                  (B)   material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and
                  (C)   information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).
      (s)   Article IX of the Agreement is hereby amended effective as of the date hereof by inserting the following new Section 9.01(e)(viii) as follows:
            (viii) The Company shall provide to the Purchaser, any Master Servicer and any
      Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and
      Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such
      Subservicer's performance hereunder.
      (t)   Article IX of the Agreement is hereby amended effective as of the date hereof by inserting the following after Section 9.01(e)(iii)(H) in its entirety as follows:
            (I)   a description of any material legal or governmental proceedings pending
      (or known to be contemplated) against the Servicer; and
            (J)   a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:
                  (1)   the sponsor;
                  (2)   the depositor;
                  (3)   the issuing entity;

                  (4)   any servicer;
                  (5)   any trustee;
                  (6)   any originator;
                  (7)   any significant obligor;
                  (8)   any enhancement or support provider; and
                  (9)   any other material transaction party.
      (u)   Article IX of this Agreement is hereby amended by replacing Section 9.01(f)
with the following:
      (f)   the Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction;
            each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the
            Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:
            (i)   (A)   any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants'
                  letter or other material provided under Sections 9.01(c) and (e) by or on behalf of the Company, or provided under Sections 9.01(c) and (e) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator
                  (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause
                  (B) of this paragraph shall be construed solely by reference to the
                  Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;
(ii)  any breach by the Company of its  obligations  under this Section  9.01(f),  including any failure by the Company,  any  Subservicer,  any  Subcontractor  or any
                  Third-Party Originator to deliver any information,  report, certification, accountants'  letter or other material when and as required under Sections
                  9.01(c) and (e),  including  any  failure by the  Company to identify  any
                  Subcontractor   "participating  in  the  servicing  function"  within  the meaning of Item 1122 of Regulation AB; or

(iii) any  breach by the  Company  of a  representation  or  warranty  set forth in  Section
                  9.01(e)(iv)(A)   or  in  a   writing   furnished   pursuant   to   Section
                  9.01(e)(iv)(B)  and  made as of a date  prior to the  closing  date of the related Securitization  Transaction, to the extent that such breach is not
                  cured  by  such  closing   date,  or  any  breach  by  the  Company  of  a
                  representation  or  warranty  in a writing  furnished  pursuant to Section
                  9.01(e)(iv)(B)  to the extent made as of a date subsequent to such closing date.

(iv)  the negligence,  bad faith or willful misconduct of the Company in connection with its performance under this Section.

                  If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party ins such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the
                  Company on the other.

                  In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(f), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d)
                  under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any
                  Subcontractor or any Third-Party Originator.

            This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.
      (v)   Article X of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 10.01:
            If the Company is terminated  pursuant to this Section 10.01,  the Company shall promptly  reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all reasonable  expenses incurred by the  Purchaser  (or  such  designee)  or such  Depositor,  as such  are  incurred,  in connection  with the  termination  of the  Company as  servicer  and the  transfer  of servicing  of the  Mortgage  Loans to a successor  servicer.  The  provisions  of this paragraph  shall not limit  whatever  rights the  Purchaser or any  Depositor may have under  other  provisions  of  this  Agreement  and/or  any  applicable  Reconstitution
      Agreement or  otherwise,  whether in equity or at law,  such as an action for damages, specific performance or injunctive relief.

      (w)   The first sentence of Section 12.03 of the Warranties and Servicing Agreement
is deleted in its entirety and replaced with the following:
            Section 12.03      Governing Law.
            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) and
      except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
      (x)   A new Section 12.12 (Third Party Beneficiary) is hereby added to the
Warranties and Servicing Agreement.
            Section 12.12     Third Party Beneficiary.
            For Purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.
            The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit I, a copy of which is annexed hereto as Exhibit C.
      (y)   The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit J, a copy of which is annexed hereto as Exhibit D.
      (z)   The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit K, a copy of which is annexed hereto as Exhibit E.
      (aa)  The Warranties and Servicing Agreement is hereby amended as of the date hereof by inserting a new Exhibit D, a copy of which is annexed hereto as Exhibit F.
74.   A copy of all  assessments,  attestations,  reports  and  certificates  required to be delivered by the Servicer  under this AAR  Agreement and the Purchase  Agreement  shall be delivered to the Master  Servicer by the date(s)  specified  herein or therein,  and where such  documents are required to be addressed to any party,  such  addresses  shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.

75.   Distributions shall be made by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-2 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-2, Account #50905400.

       and the Company shall deliver all reports required to be delivered under the
 Warranties and Servicing Agreement to the Master Servicer at:

                  Wells Fargo Bank, N.A.
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-2
            Telecopier No.: (410) 715-2380

76.   Notices:

  The Assignor's address for purposes of all notices and correspondence related to the
Mortgage Loans and this Assignment and Assumption Agreement is:

            EMC Mortgage Corporation
            Mac Arthur Ridge Illinois
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention: Ralene Ruyle, President

            With a copy to:

            Bear Stearns Mortgage Capital Corporation
            383 Madison Avenue
            New York, New York 10179
            Attention: Ernie Calabrese

           All notices and updates required to be provided to the Assignor regarding
           Regulation AB pursuant to the Agreement should be sent to the Assignor by email to regABnotifications@bear.com, and additionally:

            (A)   for Item 1117 (Legal Proceedings) to:

                  EMC Mortgage Corporation
                  Two Mac Arthur Ridge
                  909 Hidden Ridge Drive, Suite 200
                  Irving, TX  75038
                  Attention:  Associate General Counsel for Loan Administration
                  Facsimile:  (972) 831-2555

                  with copies to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751

           (B)    For Item 1119 (Affiliations and Certain Relationships and Related
                  Transactions) to:

                  EMC Mortgage Corporation
                  2780 Lake Vista Drive
                  Lewisville, TX  75067-3884
                  Attention:  Conduit Seller Approval Dept.
                  Facsimile:  (214) 626-3751
                  Email:  sellerapproval@bear.com

                  with a copy to:

                  Bear, Stearns & Co. Inc.
                  383 Madison Avenue, 3rd Floor
                  New York, NY  10179
                  Attention:  Global Credit Administration
                  Facsimile:  (212) 272-6564

  The Assignee's address for purposes of all notices and correspondence related to the
Mortgage Loans and this Assignment and Assumption Agreement is:

            JPMorgan Chase Bank, National Association
            4 New York Plaza, 6th Floor
            New York, New York 10004
            Attention: Worldwide Securities Services-Structured Finance Services,
            BSALTA 2006-2
            Telecopier No.: (212) 623-5930

  The Company's address for purposes of all notices and correspondence related to the
Mortgage Loans and this Assignment and Assumption Agreement is:

            Wells Fargo Bank, N.A.
            1 Home Campus
            MAC X2401-042
            Des Moines, Iowa 50328-0001
            Attention: John B. Brown

            With a copy to:

            Wells Fargo Bank, N.A.
            1 Home Campus
            Des Moines, Iowa 50328-0001
            Attention: General Counsel - MAC X2401-06T

      Miscellaneous:

77.   Each party will pay any  commissions  it has incurred  and the Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the attorneys of the Assignee and the
  Company  in  connection  with the  negotiations  for,  documenting  of and  closing of the transactions contemplated by this Assignment and Assumption Agreement.

78.   This  Assignment and Assumption  Agreement  shall be construed in accordance  with the laws of the State of New York,  including  Sections  5-1401 and 5-1402 of the New  General
  Obligations  Law, but otherwise  without  regard to conflicts of law  principles,  and the obligations,  rights  and  remedies  of the  parties  hereunder  shall  be  determined  in accordance with such laws.

79.   No term or provision of this  Assignment  and  Assumption  Agreement  may be waived or modified  unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

80.   This Assignment and Assumption  Agreement shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

81.   This Assignment and Assumption  Agreement shall survive the conveyance of the Mortgage
  Loans and the assignment of the  Warranties  and Servicing  Agreement to the extent of the
  Mortgage  Loans  by  Assignor  to  Assignee  and the  termination  of the  Warranties  and
  Servicing Agreement.

82.   This Assignment and Assumption Agreement may be executed  simultaneously in any number of  counterparts.  Each  counterpart  shall  be  deemed  to be an  original  and all  such counterparts shall constitute one and the same instrument.

83.   In the event that any provision of this Assignment and Assumption  Agreement conflicts with any provision of the Warranties and Servicing  Agreement with respect to the Mortgage
  Loans, the terms of this Assignment and Assumption Agreement shall control.

84.   Any new loan number  assigned to a Mortgage Loan by the Assignee  shall be provided to the  Company at the  following  address:  Wells  Fargo  Bank,  N.A.,  1 Home  Campus,  MAC
  X2401-042,  Des  Moines,  Iowa  50328-0001  Attention:  John B.  Brown.  In  addition,  if
  Assignee  has  changed  its  document  custodian  from the  previous  custodian,  such new custodian's name, address and contact  information shall be provided to the Company at the aforementioned address.

  IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not
                                    individually but solely as trustee for the holders of
                                    Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through
                                    Certificates, Series 2006-2

                                    By:__________________________________
                                    Name:
                                    Title:

                                    EMC MORTGAGE CORPORATION

                                    By:__________________________________
                                    Name:
                                    Title

                                    WELLS FARGO BANK, N.A.,
                                     as Company

                                    By:__________________________________
                                    Name:
                                    Title:

      Acknowledged and Agreed

      WELLS FARGO BANK, N.A.,
      as Master Servicer

      By:
      Name: Stacey Taylor
      Title:      Vice President

                                         Exhibit A

                                       Mortgage Loans

                                  [Provided upon request]

                                         Exhibit B

Amended and Restated Master Seller's Warranties and Servicing Agreement dated as of
November 1, 2005, between the Wells Fargo and EMC

                                   [Provided upon request]

                                         Exhibit C
                                         EXHIBIT I

                        REPORTING DATA FOR MONTHLY REPORT[OBJECT OMITTED]
                           Standard File Layout - Master Servicing
-----------------------------------------------------------------------------------------------
                                                            -----------------------------------
Column Name        Description                              Decimal Format             Max
                                                                    Comment            Size
-----------------------------------------------------------------------------------------------
SER_INVESTOR_NBR   A value assigned by the Servicer to              Text up to 10           20
                   define a group of loans.                         digits
-----------------------------------------------------------------------------------------------
LOAN_NBR           A unique identifier assigned to each             Text up to 10           10
                   loan by the investor.                            digits
-----------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR  A unique number assigned to a loan by            Text up to 10           10
                   the Servicer.  This may be different             digits
                   than the LOAN_NBR.
-----------------------------------------------------------------------------------------------
BORROWER_NAME      The borrower name as received in the             Maximum length of       30
                   file.  It is not separated by first and          30 (Last, First)
                   last name.
-----------------------------------------------------------------------------------------------
SCHED_PAY_AMT      Scheduled monthly principal and             2    No commas(,) or         11
                   scheduled interest payment that a                dollar signs ($)
                   borrower is expected to pay, P&I
                   constant.
-----------------------------------------------------------------------------------------------
NOTE_INT_RATE      The loan interest rate as reported by       4    Max length of 6          6
                   the Servicer.
-----------------------------------------------------------------------------------------------
NET_INT_RATE       The loan gross interest rate less the       4    Max length of 6          6
                   service fee rate as reported by the
                   Servicer.
-----------------------------------------------------------------------------------------------
SERV_FEE_RATE      The servicer's fee rate for a loan as       4    Max length of 6          6
                   reported by the Servicer.
-----------------------------------------------------------------------------------------------
SERV_FEE_AMT       The servicer's fee amount for a loan as     2    No commas(,) or         11
                   reported by the Servicer.                        dollar signs ($)
-----------------------------------------------------------------------------------------------
NEW_PAY_AMT        The new loan payment amount as reported     2    No commas(,) or         11
                   by the Servicer.                                 dollar signs ($)
-----------------------------------------------------------------------------------------------
NEW_LOAN_RATE      The new loan rate as reported by the        4    Max length of 6          6
                   Servicer.
-----------------------------------------------------------------------------------------------
ARM_INDEX_RATE     The index the Servicer is using to          4    Max length of 6          6
                   calculate a forecasted rate.
-----------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL  The borrower's actual principal balance     2    No commas(,) or         11
                   at the beginning of the processing cycle.        dollar signs ($)
-----------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL  The borrower's actual principal balance     2    No commas(,) or         11
                   at the end of the processing cycle.              dollar signs ($)
-----------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DThe date at the end of processing cycle          MM/DD/YYYY              10
                   that the borrower's next payment is due
                   to the Servicer, as reported by Servicer.
-----------------------------------------------------------------------------------------------
SERV_CURT_AMT_1    The first curtailment amount to be          2    No commas(,) or         11
                   applied.                                         dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_DATE_1   The curtailment date associated with the         MM/DD/YYYY              10
                   first curtailment amount.
-----------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1    The curtailment interest on the first       2    No commas(,) or         11
                   curtailment amount, if applicable.               dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_AMT_2    The second curtailment amount to be         2    No commas(,) or         11
                   applied.                                         dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_DATE_2   The curtailment date associated with the         MM/DD/YYYY              10
                   second curtailment amount.
-----------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2    The curtailment interest on the second      2    No commas(,) or         11
                   curtailment amount, if applicable.               dollar signs ($)
-----------------------------------------------------------------------------------------------
SERV_CURT_AMT_3    The third curtailment amount to be          2    No commas(,) or         11
                   applied.                                         dollar signs ($)
-----------------------------------------------------------------------------------------------

SERV_CURT_DATE_3   The curtailment date associated with the         MM/DD/YYYY              10
                   third curtailment amount.
-----------------------------------------------------------------------------------------------
CURT_ADJ_AMT_3     The curtailment interest on the third       2    No commas(,) or         11
                   curtailment amount, if applicable.               dollar signs ($)
-----------------------------------------------------------------------------------------------
PIF_AMT            The loan "paid in full" amount as           2    No commas(,) or         11
                   reported by the Servicer.                        dollar signs ($)
-----------------------------------------------------------------------------------------------
PIF_DATE           The paid in full date as reported by the         MM/DD/YYYY              10
                   Servicer.
-----------------------------------------------------------------------------------------------
                                                                    Action Code Key:         2
                                                                    15=Bankruptcy,
                                                                    30=Foreclosure, ,
                                                                    60=PIF,
                                                                    63=Substitution,
                                                                    65=Repurchase,70=REO
                                                            -----------------------------------
ACTION_CODE        The standard FNMA numeric code used to
                   indicate the default/delinquent status
                   of a particular loan.
-----------------------------------------------------------------------------------------------
INT_ADJ_AMT        The amount of the interest adjustment as    2    No commas(,) or         11
                   reported by the Servicer.                        dollar signs ($)
-----------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_The Soldier and Sailor Adjustment           2    No commas(,) or         11
                   amount, if applicable.                           dollar signs ($)
-----------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT   The Non Recoverable Loan Amount, if         2    No commas(,) or         11
                   applicable.                                      dollar signs ($)
-----------------------------------------------------------------------------------------------
LOAN_LOSS_AMT      The amount the Servicer is passing as a     2    No commas(,) or         11
                   loss, if applicable.                             dollar signs ($)
-----------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL The scheduled outstanding principal         2    No commas(,) or         11
                   amount due at the beginning of the cycle         dollar signs ($)
                   date to be passed through to investors.
-----------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL The scheduled principal balance due to      2    No commas(,) or         11
                   investors at the end of a processing             dollar signs ($)
                   cycle.
-----------------------------------------------------------------------------------------------
SCHED_PRIN_AMT     The scheduled principal amount as           2    No commas(,) or         11
                   reported by the Servicer for the current         dollar signs ($)
                   cycle -- only applicable for
                   Scheduled/Scheduled Loans.
-----------------------------------------------------------------------------------------------
SCHED_NET_INT      The scheduled gross interest amount less    2    No commas(,) or         11
                   the service fee amount for the current           dollar signs ($)
                   cycle as reported by the Servicer --
                   only applicable for Scheduled/Scheduled
                   Loans.
-----------------------------------------------------------------------------------------------
ACTL_PRIN_AMT      The actual principal amount collected by    2    No commas(,) or         11
                   the Servicer for the current reporting           dollar signs ($)
                   cycle -- only applicable for
                   Actual/Actual Loans.
-----------------------------------------------------------------------------------------------
ACTL_NET_INT       The actual gross interest amount less       2    No commas(,) or         11
                   the service fee amount for the current           dollar signs ($)
                   reporting cycle as reported by the
                   Servicer -- only applicable for
                   Actual/Actual Loans.
-----------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMTThe penalty amount received when a          2    No commas(,) or         11
                   borrower prepays on his loan as reported         dollar signs ($)
                   by the Servicer.
-----------------------------------------------------------------------------------------------
PREPAY_PENALTY_    The prepayment penalty amount for the       2    No commas(,) or         11
WAIVED             loan waived by the servicer.                     dollar signs ($)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
MOD_DATE           The Effective Payment Date of the                MM/DD/YYYY              10
                   Modification for the loan.
-----------------------------------------------------------------------------------------------
MOD_TYPE           The Modification Type.                           Varchar - value         30
                                                                    can be alpha or
                                                                    numeric
-----------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_The current outstanding principal and       2    No commas(,) or         11
                   interest advances made by Servicer.              dollar signs ($)
-----------------------------------------------------------------------------------------------

                                         Exhibit D
                                         EXHIBIT J
                                REPORTING DATA FOR DEFAULTED LOANS

                         Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------
   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CLIENT_NBR                Servicer Client Number
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_FIRST_NAME       First Name of the Borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORROWER_LAST_NAME        Last name of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ADDRESS              Street Name and Number of Property
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_STATE                The state where the  property
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_ZIP                  Zip code where the property is
                          located.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
OCCUPANT_CODE             Classification of how the property
                          is occupied.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
If applicable:
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
------------------------------------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting
The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-       Approved Assumption
o     BAP-        Borrower Assistance Program
o     CO-         Charge Off
o     DIL-        Deed-in-Lieu
o     FFA-        Formal Forbearance Agreement
o     MOD-        Loan Modification
o     PRE-        Pre-Sale
o     SS-         Short Sale
o     MISC-       Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.
The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued
The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

                                         Exhibit E
                                         EXHIBIT K
                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      3.    Accrued Servicing Fees based upon the Scheduled Principal Balance of the
            Mortgage Loan as calculated on a monthly basis. For documentation, an
            Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period

              of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            *  Other expenses -  copies of corporate advance history showing all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            * Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            *  All other credits need to be clearly defined on the 332 form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting line 22 from 13.  If the amount represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                           ________________ (3)
      (4)   Attorney's Fees                                  ________________ (4)
      (5)   Taxes (see page 2)                                     ________________ (5)
      (6)   Property Maintenance                                  ________________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)              ________________ (7)
      (8)   Utility Expenses                                 ________________ (8)
      (9)   Appraisal/BPO                                    ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                    ________________ (11)
      (12)  Other (itemize)                                  ________________ (12)
            Cash for Keys__________________________          ________________ (12)
            HOA/Condo Fees_______________________            ________________ (12)
            ______________________________________           ________________ (12)

            Total Expenses                                  $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                  $ _______________ (14)
      (15)  HIP Refund                                      ________________  (15)
      (16)  Rental Receipts                                 ________________  (16)
      (17)  Hazard Loss Proceeds                                  ________________  (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance                ________________
      (18a) HUD Part A
                                                      ________________           (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                         ________________  (19)
      (20)  Proceeds from Sale of Acquired Property               ________________  (20)
      (21)  Other (itemize)                                 ________________  (21)
         _________________________________________          ________________  (21)

         Total Credits                                $________________ (22)
      Total Realized Loss (or Amount of Gain)               $________________ (23)

Escrow Disbursement Detail
---------------------------------------------------------------------------------
    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

                                         Exhibit F
                                         Exhibit D

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer]
shall address, at a minimum, the criteria identified as below as "Applicable Servicing
Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions               X
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into          X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf         X
                of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding              X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately                  X
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to               X
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly             X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------

                      Investor Remittances and Reporting
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be            X
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and             X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days         X
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other          X
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------

----------------                                                ----------------
                           Pool Asset Administration
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is           X
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction             X
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to            X
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any              X
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage          X
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of         X
                an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are             X
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of              X
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.
----------------                                                ----------------

1122(d)(4)(x)   Regarding any funds held in trust for an               X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as         X
                tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with          X
                any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,          X
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible          X
                accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)  set forth in the transaction agreements.
----------------                                                ----------------
                ------------------------------------------------

--------------------------------------------------------------------------------

I-1

EXHIBIT J

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

between

EMC MORTGAGE CORPORATION

as Mortgage Loan Seller

and

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

as Purchaser

Dated as of

March 31, 2006

Structured Asset Mortgage Investments II Inc.

Bear Stearns ALT-A Trust 2006-AR2, Mortgage Pass-Through Certificates

Page

SECTION 1.

Definitions.

3

SECTION 2.

Purchase and Sale of the Mortgage Loans and Related Rights.

5

SECTION 3.

Mortgage Loan Schedules.

4

SECTION 4.

Mortgage Loan Transfer.

6

SECTION 5.

Examination of Mortgage Files.

7

SECTION 6.

Recordation of Assignments of Mortgage.

7

SECTION 7.

Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans.

10

SECTION 8.

Representations and Warranties Concerning the Mortgage Loan Seller.

13

SECTION 9.

Representations and Warranties Concerning the Purchaser.

14

SECTION 10.

Conditions to Closing.

15

SECTION 11.

Fees and Expenses.

17

SECTION 12.

Accountants' Letters.

17

SECTION 13.

Indemnification.

18

SECTION 14.

Notices.

20

SECTION 15.

Transfer of Mortgage Loans.

20

SECTION 16.

Termination.

21

SECTION 17.

Representations, Warranties and Agreements to Survive Delivery

20

SECTION 18.

Severability.

21

SECTION 19.

Counterparts.

21

SECTION 20.

Amendment.

24

SECTION 21.

Governing Law.

24

SECTION 22.

Further Assurances.

24

SECTION 23.

Successors and Assigns.

24

SECTION 24.

The Mortgage Loan Seller and the Purchaser.

21

SECTION 25.

Entire Agreement.

21

SECTION 26.

No Partnership.

22

EXHIBIT 1 CONTENTS OF MORTGAGE FILE

E-27

EXHIBIT 2 MORTGAGE LOAN SCHEDULE INFORMATION

E-2-1

EXHIBIT 3 MORTGAGE LOAN SELLER'S INFORMATION

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EXHIBIT 4 PURCHASER'S INFORMATION

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EXHIBIT 5 SCHEDULE OF LOST NOTES

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EXHIBIT 6 Standard & Poor’s LEVELS® Glossary, Version 5.6b Revised, Appendix E

SCHEDULE A REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

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SCHEDULE B MORTGAGE LOAN SCHEDULE

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MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of March 31, 2006, as amended and supplemented by any and all amendments hereto (collectively, the "Agreement"), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the "Mortgage Loan Seller"), and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC, a Delaware corporation (the "Purchaser").

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, adjustable rate, first lien mortgage loans secured primarily by one- to four-family residential properties (collectively, the "Mortgage Loans") as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the "Trust Fund") and create Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-2 (the "Certificates"), under a pooling and servicing agreement, to be dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, JPMorgan Chase Bank, National Association, as trustee (the "Trustee") and EMC Mortgage Corporation.

The Purchaser has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Number 333-132232) relating to its Mortgage Pass-Through Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Securities Act"). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public Offering"), as from time to time each is amended or supplemented pursuant to the
Securities Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively.  The “Term Sheet Supplement” shall mean the term sheet supplement relating to certain classes of the Certificates.  The "Prospectus Supplement" shall mean that supplement, dated March 28, 2006, to the Prospectus, dated March 28, 2005, relating to certain classes of the Certificates. With respect to the Public Offering of certain classes of the Certificates, the Purchaser and Bear, Stearns & Co. Inc. ("Bear Stearns") have entered into a terms agreement dated as of March 28, 2006, to an underwriting agreement dated March 10, 2006, between the Purchaser and Bear Stearns (collectively, the
"Underwriting Agreement").

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount agreed upon by the Mortgage Loan Seller and the Purchaser.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: March 31, 2006.

Cut-off Date: March 1, 2006.

Cut-off Date Balance: Approximately $1,650,254,740.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Master Servicer: Wells Fargo Bank, National Association.

Moody's: Moody's Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be purchased by the Mortgage Loan Seller pursuant to this Agreement or Article II of the Pooling and Servicing Agreement, an amount equal to the sum of

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Please contact Bear, Stearns & Co. Inc. for Acquisition Price.

(i)(a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, and reduced by (c) any portion of the Master Servicing Compensation, Monthly Advances and advances payable to the purchaser of the Mortgage Loan and (ii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory or abusive lending laws.

Rating Agencies: Standard & Poor's and Moody's, each a "Rating Agency."

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of  trust, deed to secure debt or security deed, including any riders or addenda thereto.

Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Purchase and Sale of the Mortgage Loans and Related Rights.

Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser's counsel in New York, New York or such other place as the parties shall agree.

Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, title and interest in the Servicing Agreements (other than its right to enforce the representations and warranties set forth therein).

Mortgage Loan Schedules. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the "Final Mortgage Loan Schedule") setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the
Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the "Amendment"). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

Mortgage Loan Transfer.

The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest, received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest, received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

Pursuant to various conveyance documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage
Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording" (y) in lieu of the Security Instrument, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Mortgage Loan Seller to such effect) the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5, the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect.  The
Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee promptly after they are received.  The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Security Instrument to be recorded not later than 180 days after the Closing Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(i) hereof.

The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to JPMorgan Chase Bank, National Association, as Trustee for the benefit of the Certificateholders, on the date hereof.

Examination of Mortgage Files.

On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller's compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the Mortgage Loan Seller and/or the Mortgage Loan Seller's custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee, for the benefit of the Certificateholders, will review or cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver or cause the Custodian to deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the Custodial Agreement.

Pursuant to the Pooling and Servicing Agreement, within 90 days of the Closing Date, the Trustee will review or shall cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller and the Master Servicer an interim certification substantially in the form of Exhibit Two to the Custodial Agreement.

Pursuant to the Pooling and Servicing Agreement, within 180 days of the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof) the Trustee will review or cause the Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller and the Master Servicer a final certification substantially in the form of Exhibit Three to the Custodial Agreement. If the Trustee
(or the Custodian as its agent) is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final
Mortgage Loan Schedule or appears to be defective on its face (a "Material Defect"), the Trustee or the Custodian, as its agent, shall promptly notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the
Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign to the Mortgage Loan Seller and release or cause the Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in its possession or in the possession of the Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

Recordation of Assignments of Mortgage.

The Mortgage Loan Seller shall, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan if (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Trustee which states that the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan or (b) MERS is identified on the Mortgage or a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above, the failure to provide evidence of recording or such Opinion of Counsel (in the alternative, if required) shall be considered a Material Defect, and the provisions of Section 5(iii) and (iv) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court of competent jurisdiction to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan being sold by it:

(i)           the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects and the information provided to the Rating Agencies, including the Mortgage Loan level detail, is true and correct according to the Rating Agency requirements;

(ii)          immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same to the Purchaser free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(iii)         each Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(iv)         there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(v)          the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(vi)         no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

(vii)       each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(viii)      there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xiii) below;

(ix)         there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(x)          there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(xi)         the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(xii)       the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(xiii)      a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Mortgage Loan Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan.  The Mortgage Loan Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(xiv)      at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and the appraisal is in a form acceptable to Fannie Mae or Freddit Mac;

(xv)        the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

(xvi)      each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(xvii)     each Mortgage Loan was originated (a)  by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (b) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (c) by a mortgage broker or correspondent lender in a manner such that the related Mortgage Loan would be regarded for purposes of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (a) or (b) above;

(xviii)   none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xix)      no Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6c Revised, Appendix E, attached hereto as Exhibit 6 or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

(xx)        the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

(xxi)      with respect to each Mortgage Loan in Sub-Loan Group II-2, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of such Mortgage Loan;

(xxii)     none of the Mortgage Loans in Sub-Loan Group II-2 imposes a prepayment penalty for a term in excess of five years from the origination date;

(xxiii) with respect to each Mortgage Loan in Sub-Loan Group II-2, information regarding the Mortgagor credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations;

(xxiv)    each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(xxv)     each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(xxvi)    the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(xxvii) the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(xxviii)     with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Mortgage Loan Seller and each prepayment penalty is permitted pursuant to federal, state and local law, provided that (i) no Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(xxix)    with respect to each Mortgage Loan in Sub-Loan Group II-2 that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:  (a) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction; (b) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of such a premium; (c) the prepayment premium is adequately disclosed to the Mortgagor pursuant to applicable state and federal law; (d) no subprime loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years and any loans originated prior to such date, and any non-subprime loans, will not impose prepayment premiums in excess of five years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period; and (e) notwithstanding any state or federal law to the contrary, the servicer shall not impose such prepayment premium in any instance when the Mortgage Loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the Mortgagor's default;

(xxx)    with respect to each Mortgage Loan in Sub-Loan Group II-2 and originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the origination of such Mortgage Loan;

(xxxi) the methodology used in underwriting the extension of credit for each Mortgage Loan in Sub-Loan Group II-2 in the trust employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had the reasonable ability to make timely payments on the Mortgage Loan;

(xxxii)  no proceeds from any Mortgage Loan in Sub-Loan Group II-2 were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan in Sub-Loan Group II-2;

(xxxiii) no Mortgagor under a Mortgage Loan in Sub-Loan Group II-2 was charged “points and fees” in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, “point and fees” (x) include origination, underwriting, broker and finder’s fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that in total, do not exceed 0.25 percent of the loan amount;

(xxxiv) all points, fees and charges (including finance charges) whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan in Sub-Loan Group II-2, have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

(xxxv) with respect to each Mortgage Loan in Sub-Loan Group II-2, the Mortgage Loan’s originator offered the Mortgagor mortgage loan products offered by such Mortgage Loan’s originator, or any affiliate of such Mortgage Loan’s originator, for which the Mortgagor qualified; and

(xxxvi) the original principal balance of each Mortgage Loan in Sub-Loan Group II-2 is within Freddit Mac’s dollar amount limits for conforming one- to four-family Mortgage Loans.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (i) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (xxviii) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Sponsor shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement thereof, and the Sponsor shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedies under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof. It is understood by the parties hereto that a breach of the representations and warranties made in any of clause (xviii), (xix)(b), (xxi), (xxii), (xxiii), (xxix), (xxx), (xxxi), (xxxiii), (xxxiv), (xxxv) or (xxxvi) of this Section 7 will be deemed to materially and adversely affect the value of the interests of the Purchaser, the Certificateholders or the Trustee in the related Mortgage Loan.

Any cause of action against the Mortgage Loan Seller relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

the Mortgage Loan Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

the execution and delivery by the Mortgage Loan Seller of this Agreement has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

the Mortgage Loan Seller’s Information (identified in Exhibit 3 hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

the Purchaser’s Information (identified in Exhibit 4 hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Conditions to Closing.

The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto copies of the charter and by-laws of the Mortgage Loan Seller and evidence as to the good standing of the Mortgage Loan Seller dated as of a recent date;

One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Trustee and each Rating Agency;

A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement, if applicable, shall have been issued and sold to Bear Stearns.

The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the Pooling and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement and evidence as to the good standing of the Purchaser dated as of a recent date;

One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller; and

Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator thereof to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(i) hereof, as the case may be, and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

Accountants’ Letters.

Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary of Terms - The Mortgage Pool” and “Description of the Mortgage Loans” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield and Prepayment Considerations” in the Prospectus Supplement.

To the extent statistical information with respect to the Master Servicer’s servicing portfolio is included in the Prospectus Supplement under the caption “The Master Servicer,” a letter from the certified public accountant for the Master Servicer will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

Indemnification.

The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (a) any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (b) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (c) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party,

Promptly after receipt by an indemnified party under subsection (i) or (ii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (a) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (b) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (c) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

If the indemnification provided for in paragraphs (i) and (ii) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (Telecopy: (972-444-2880)), and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212-272-7206)), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a Business Day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next Business Day.

Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(i). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of a representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(1) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(2) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Substitute Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the closing of the transactions contemplated hereby or any Deleted Mortgage Loan.

Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

The Mortgage Loan Seller and the Purchaser. The Mortgage Loan Seller and the Purchaser will keep in full effect all rights as are necessary to perform their respective obligations under this Agreement.

Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC

By:
Name:
Title:

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of the Agreement:

(i)           The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or lost note affidavit;

(ii)          The original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their recording as specified in Section 2.01(b) of the Pooling and Servicing Agreement, shall be in recordable form);

(iii)          Unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “JPMorgan Chase Bank, National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Mortgage Loan Seller in time to permit their delivery as specified in Section 2.01(b) of the Pooling and Servicing Agreement, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”);

(iv)         All intervening assignments of the Security Instrument, if applicable and only to the extent available to the Mortgage Loan Seller with evidence of recording thereon;

(v)          The original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi)         The original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance; and

(vii)	The originals of all modification agreements, if applicable and available.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)	the loan sequence number;
(b)	the Mortgagor’s name;
(c)	the city, state and zip code of the Mortgaged Property;
(d)	the property type;
(e)	current gross coupon;
(f)	the Mortgage Interest Rate;
(g)	the Servicing Fee Rate;
(h)	the Master Servicing Fee Rate, if applicable;
(i)	the LPMI Fee, if applicable;
(j)	the Trustee Fee Rate, if applicable;
(k)	the Net Rate;
(l)	the original term;
(m)	the maturity date;
(n)	the stated original term to maturity;
(o)	the stated remaining term to maturity;
(p)	the original Principal Balance;
(q)	the first payment date;
(r)	the principal and interest payment in effect as of the Cut-off Date;
(s)	the unpaid Principal Balance as of the Cut-off Date;
(t)	the Loan-to-Value Ratio at origination;
(u)	the paid-through date;
(v)	the insurer of any Primary Mortgage Insurance Policy;
(w)	the MIN with respect to each MOM Loan;
(x)	the Gross Margin, if applicable;
(y)	the next Adjustment Date, if applicable;
(z)	the Maximum Lifetime Mortgage Rate, if applicable;
(aa)	the Minimum Lifetime Mortgage Rate, if applicable;

(bb)	the Periodic Rate Cap, if applicable;
(cc)	the Loan Group, if applicable;
(dd)	the number of days delinquent, if any;
(ee)	a code indicating whether the Mortgage Loan is negatively amortizing; and
(ff)	which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period; and
(gg)	the Prepayment Charge, if any.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (r) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (h) through (m) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Prospectus Supplement described under the following Sections: “SUMMARY OF TERMS -- The Mortgage Pool,” “DESCRIPTION OF THE MORTGAGE LOANS” and “SCHEDULE A -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

Standard & Poor’s LEVELS® Glossary, Version 5.6b Revised, Appendix E

REVISED August 1, 2005

APPENDIX E – Standard & Poor’s Anti-Predatory Lending Categorization

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq.	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Certificates

Offered Certificates	S&P	Moody’s
Class I-1A-1	AAA	Aaa
Class I-1A-2	AAA	Aaa
Class II-1A-1	AAA	Aaa
Class II-1A-2	AAA	Aa1
Class II-2A-1	AAA	Aaa
Class II-2A-2	AAA	Aaa
Class II-2X-1	AAA	Aaa
Class II-3A-1	AAA	Aaa
Class II-3A-2	AAA	Aaa
Class II-3X-1	AAA	Aaa
Class II-4A-1	AAA	Aaa
Class II-4A-2	AAA	Aaa
Class II-4X-1	AAA	Aaa
Class I-M-1	AA	Aa2
Class I-M-2	A	A2
Class I-B-1	BBB	Baa2
Class I-B-2	BBB-	Baa3
Class I-B-3	BB	Ba2
Class II-B-1	AA	Aa2
Class II-X-B1	AA	Aa2
Class II-B-2	A	A2
Class II-X-B2	A	A2
Class II-B-3	BBB	Baa2
II-B-4	BB	NA
II-B-5	B	NA

The Class R, Class R-X, Class B-IO, Class I-XP and Class II-XP Certificates have not been rated.

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

SCHEDULE B

MORTGAGE LOAN SCHEDULE

(Provided Upon Request)

EXHIBIT K

[Reserved]

L-1

EXHIBIT L

[Reserved]

L-2

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions

Primary Service – transaction party having borrower contact

Master Servicer – aggregator of pool assets

Securities Administrator – waterfall calculator

Back-up Servicer – named in the transaction (in the event a Back-up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)

Custodian – safe keeper of pool assets

Trustee – fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:	X – obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X

Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X
Investor Remittances and Reporting

1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		X	X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X		X

EXHIBIT N

FORM OF BACK-UP CERTIFICATION

Re:	The [ ] agreement dated as of [ l, 200☐ (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200☐ that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2.

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3.

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

5.

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:________________________________

By:_____________________________________
Name:
Title:

N-1

EXHIBIT O

FORM OF TRUSTEE LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, National Association, having a place of business at 4 New York Plaza, 6th Floor, New York, N.Y. 10004 and its main office at 1111 Polaris Parkway, Columbus Ohio 43240, as Trustee (and in no personal or other representative capacity) under the Pooling and Servicing Agreement, dated as of March 1, 2006, by and among Structured Asset Mortgage Investments II Inc., the Trustee, Wells Fargo Bank, National Association and EMC Mortgage Corporation (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement” capitalized terms not defined herein have the definitions assigned to such terms in the Agreement), relating to the Bear Stearns ALT-A Trust 2006-2, Mortgage Pass-Through Certificates, Series 2006-2, hereby appoints _______________, in its capacity as a Servicer under the Agreement, as the Trustee’s true and lawful Special Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, to do only the following in connection with the Agreement.

1.            The modification or re-recording of a Mortgage Deed of Trust for the purpose of correcting it to conform to the original intent of the parties thereto or to correct title errors discovered after title insurance was issued and where such modification or re-recording does not adversely affect the lien under the Mortgage or Deed of Trust as insured.

2.            The subordination of the lien under a Mortgage or Deed of Trust to an easement in favor of a public utility company or a state or federal agency or unit with powers of eminent domain including, without limitation, the execution of partial satisfactions/releases, partial reconveyances and the execution of requests to trustees to accomplish same.

3.            The conveyance of the properties to the applicable mortgage insurer, or the closing of the title to the property to be acquired as real estate so owned, or conveyance of title to real estate so owned.

4.            The completion of loan assumption and modification agreements.

5.            The full or partial satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.            The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.            The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related note.

8.            With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of a deed in lieu of foreclosure; and

f.

the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage Document or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above; and

g.

to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by this Limited Power of Attorney, subject to the terms and conditions set forth in the Agreement including the standard of care applicable to servicers in the Agreement, and hereby does ratify and confirm what such Special Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

This Power of Attorney is effective for one (1) year from the date hereof or the earlier of (i) revocation by the Trustee, (ii) the Attorney-in-Fact shall no longer be retained on behalf of the Trustee or an Affiliate of the Trustee, or (iii) the expiration of one year from the date of execution.

The authority granted to the Attorney-in-Fact by the Power of Attorney is not transferable to any party or entity.

The Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the Trustee, as trustee pursuant to the Agreement, has caused its corporate name and seal to be hereto signed and affixed and these presents to be acknowledged by its duly elected and authorized officer this ___ day of ___ , 2006.

JPMorgan Chase Bank, National Association, as Trustee

By:_________________________
Name:
Title:

WITNESS:	WITNESS:

_________________________ Name:	_________________________ Name:
Title:	Title:

STATE OF NEW YORK
SS
COUNTY OF NEW YORK

On ______________, 2006, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me to be the person whose name is subscribed to the within instrument, and such person acknowledged to me that such person executed the within instrument in such person’s authorized capacity, and that by such signature on the within instrument the entity upon behalf of which such person acted executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT P

FORM OF CAP CONTRACTS

P-1

EXHIBIT Q

FORM 10-D, FORM 8-K AND FORM 10-K

REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18(a)(iv).

Under Item 1 of Form 10-D: a) items marked “6.07 statement” are required to be included in the periodic Distribution Date statement under Section 6.07, provided by the Securities Administrator based on information received from the Master Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 6.07 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report and sent to the Securities Administrator and the Depositor.

X= all parties that x is the source of information.

All information will be sent to the Depositor and the Securities Administrator.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (6.07 Statement)

(2) Cash flows received and the sources thereof for distributions, fees and expenses.	X (6.07 Statement)
(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	X (6.07 Statement)
(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	X (6.07 Statement)

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

X (6.07 Statement)
(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (6.07 Statement)
(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (6.07 Statement)
(4) Beginning and ending principal balances of the asset-backed securities.	X (6.07 Statement)

(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

X (6.07 Statement)

(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (6.07 Statement)

(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

X (6.07 Statement)

(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.

			X (6.07 Statement)	Updated pool composition information fields to be as specified by Depositor from time to time
(9) Delinquency and loss information for the period.	X	X	X (6.07 Statement)

In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

	X	X	X (6.07 Statement)
(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X	X (6.07 Statement)
(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X* (if agreed upon by the parties)	X

(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	X (6.07 Statement)
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,		X

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

X	X	X	X

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

			X	X

	Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
2	Legal Proceedings

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

	Sponsor (Seller)							X
	Depositor						X
	Trustee					X
	Issuing entity						X
	Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
	Securities Administrator			X
	Originator of 20% or more of pool assets as of the Cut-off Date						X
	Custodian				X
3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

X
4	Defaults Upon Senior Securities
	Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)			X
5	Submission of Matters to a Vote of Security Holders
	Information from Item 4 of Part II of Form 10-Q			X
6	Significant Obligors of Pool Assets
	Item 1112(b) – Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
7	Significant Enhancement Provider Information
Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
	Determining applicable disclosure threshold			X

		Request required financial information or effecting incorporation by reference			X
Item 1115(b) – Derivative Counterparty Financial Information*
		Determining current maximum probable exposure				X
		Determining current significance percentage			X
		Request required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements				X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

			X	X	X	X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X	X	X

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian

		X	X	X	X	X
2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 6.07 statement

			X	X
3.03	Material Modification to Rights of Security Holders

	Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	X	X
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
	Disclosure is required of any amendment “to the governing documents of the issuing entity”		X
5.06	Change in Shell Company Status
	[Not applicable to ABS issuers]		X
6.01	ABS Informational and Computational Material
	[Not included in reports to be filed under Section 3.18]		X
6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.

		X	X	X		X
	Reg AB disclosure about any new servicer is also required.	X	X	X		X
	Reg AB disclosure about any new trustee is also required.	X	X	X	X (new trustee only)	X
6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

				X	X	X
	Reg AB disclosure about any new enhancement provider is also required.			X		X

6.04	Failure to Make a Required Distribution			X
6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

X
	If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.					X
7.01	Regulation FD Disclosure	X	X	X	X	X
8.01	Other Events

		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.		X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 80K item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) – Significant Obligor Financial Information		X
Item 1114(b)(2) – Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold	X
		Requesting required financial information or effecting incorporation by reference	X

Item 1115(b) – Derivative Counterparty Financial Information
Determining current maximum probable exposure			X
Determining current significance percentage	X
Requesting required financial information or effecting incorporation by reference	X

Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)				X
Depositor			X
Trustee		X
Issuing entity			X

Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
Securities Administrator			X
Originator of 20% or more of pool assets as of the Cut-off Date						X
Custodian				X
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Sponsor (Seller)							X
Depositor						X
Trustee					X
Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
Securities Administrator			X
Originator						X
Custodian				X
Credit Enhancer/Support Provider						X
Significant Obligor						X

Item 1122 – Assessment of Compliance with Servicing Criteria	X	X	X	X
Item 1123 – Servicer Compliance Statement	X	X

EXHIBIT R

Additional Disclosure Notification

Structured Asset Mortgage Investments II Inc.

383 Madison Avenue

New York, New York 10179

Fax: (212) 272-2000

E-mail: regabnotifications@bear.com

Wells Fargo Bank, National Association as Securities Administrator

P.O. Box 98

Columbia Maryland 21046

Fax: (410) 715-2380,

E-mail: [_____________________]

Attn: Corporate Trust Services – BSALTA 2006-2 -SEC REPORT PROCESSING

RE: **Additional Form [   ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.18(a)(v) of the Pooling and Servicing Agreement, dated as of March 1, 2006, among Structured Asset Mortgage Investments II Inc., as depositor, EMC Mortgage Corporation, as seller and company, JPMorgan Chase Bank, National Association, as trustee and Wells Fargo Bank, National Association, as master servicer and securities administrator. The Undersigned, as securities administrator, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [   ] Disclosure:

R-1

Any inquiries related to this notification should be directed to [   ], phone number: [   ]; email address: [   ].

[NAME OF PARTY]
as [role]

By: Name: Title:

R-2